                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
                                                DEPOSITOR

                                             CITIBANK, N.A.,
                                                 TRUSTEE

                                 WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                                   and

                                         EMC MORTGAGE CORPORATION
                                           SPONSOR AND COMPANY

                                 ________________________________________

                                     POOLING AND SERVICING AGREEMENT

                                       Dated as of October 1, 2006
                                 ________________________________________

                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
                       Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates

                                              Series 2006-7

                                                ARTICLE I
                                               DEFINITIONS

                                                ARTICLE II
                     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

                                               ARTICLE III
                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.08.         Documents, Records and Funds in Possession of Master Servicer To Be Held

                                                ARTICLE IV
                                                 ACCOUNTS

                                                ARTICLE V
                                               CERTIFICATES

                                                ARTICLE VI
                                      PAYMENTS TO CERTIFICATEHOLDERS

Section 6.04.         Allocation of Losses and Subsequent Recoveries on the Group II

                                               ARTICLE VII
                                           THE MASTER SERVICER

Section 7.01.         Liabilities of the Master Servicer.......................................................134
Section 7.02.         Merger or Consolidation of the Master Servicer...........................................134
Section 7.03.         Indemnification of the Trustee, the Master Servicer and the Securities

                                               ARTICLE VIII
                                                 DEFAULT

                                                ARTICLE IX
                         CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01.         Trustee and Securities Administrator Not Liable for Certificates or

Section 9.10.         Federal Information Returns and Reports to Certificateholders; REMIC
                      Administration...........................................................................151

                                                ARTICLE X
                                               TERMINATION

Section 10.01.        Termination Upon Repurchase by EMC or its Designee or Liquidation of the
                      Mortgage Loans...........................................................................153
Section 10.02.        Additional Termination Requirements......................................................156

                                                ARTICLE XI
                                         MISCELLANEOUS PROVISIONS

                                                APPENDICES

Appendix 1                 -        Combination Groups
Appendix 2                 -        Calculation of REMIC I Y Principal Reduction Amounts

                                                 EXHIBITS

Exhibit A-1                -        Form of Class I-A Certificates
Exhibit A-2                -        Form of Class I-M Certificates
Exhibit A-3                -        Form of Class I-B-1 Certificates and Class I-B-2 Certificates
Exhibit A-4                -        Form of Class I-B-3 Certificates
Exhibit A-5-1              -        Form of Class R Certificates
Exhibit A-5-2              -        Form of Class R-X Certificates
Exhibit A-6                -        Form of Class B-IO Certificates
Exhibit A-7                -        Form of Class XP Certificates
Exhibit A-8                -        Form of Class II-A Certificates
Exhibit A-9                -        Form of Class II-X Certificates
Exhibit A-10               -        Form of Class II-B-1, Class II-B-2 and Class II-B-3 Certificates
Exhibit A-11               -        Form of Class II-B-4, Class II-B-5 and Class II-B-6 Certificates
EXHIBIT A-12               -        FORM OF EXCHANGED CERTIFICATES
Exhibit B                  -        Mortgage Loan Schedule
Exhibit C                  -        [Reserved]
Exhibit D                  -        Request for Release of Documents
Exhibit E                  -        Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1                -        Form of Investment Letter
Exhibit F-2                -        Form of Rule 144A and Related Matters Certificate
Exhibit F-3                -        Form of Transferor Representation Letter
Exhibit G-1                -        Form of Treasury Bank Custodial Agreement
Exhibit G-2                -        Form of Wells Fargo Custodial Agreement
Exhibit H-1                -        Countrywide Servicing Agreement
Exhibit H-2                -        EMC Servicing Agreement
Exhibit H-3                -        Everhome Servicing Agreement
Exhibit H-4                -        First Horizon Servicing Agreement
Exhibit H-5                -        Homebanc Servicing Agreement
Exhibit H-6                -        HSBC Servicing Agreement
Exhibit H-7                -        Mid America Servicing Agreement
Exhibit H-8                -        Wells Fargo Servicing Agreement
Exhibit I                  -        Assignment Agreements
Exhibit J                  -        Form of Mortgage Loan Purchase Agreement
Exhibit K                  -        [Reserved]
Exhibit L                  -        Form of Securities Administrator Back-Up Certification
Exhibit M                  -        Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit N                  -        Form of Back-Up Certification
Exhibit O                  -        Form of Trustee Limited Power of Attorney
Exhibit P                  -        Form of Cap Contracts
Exhibit Q                  -        Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit R                  -        Additional Disclosure Information
Exhibit S                  -        Form of Exchange Letter

                                     POOLING AND SERVICING AGREEMENT

         Pooling and Servicing  Agreement  dated as of October 1, 2006,  among  Structured  Asset Mortgage
Investments II Inc., a Delaware  corporation,  as depositor (the "Depositor"),  Citibank,  N.A., a banking association  organized under the laws of the United States,  not in its individual  capacity but solely as trustee (the "Trustee"),  Wells Fargo Bank,  National  Association,  as master servicer (in such capacity,
the  "Master   Servicer")   and  as  securities   administrator   (in  such  capacity,   the   "Securities
Administrator"),  and EMC  Mortgage  Corporation,  as sponsor (in such  capacity,  the  "Sponsor")  and as company (in such capacity, the "Company").

                                          PRELIMINARY STATEMENT

         On or prior to the Closing  Date,  the  Depositor  acquired the Mortgage  Loans from the Sponsor.
On the Closing Date,  the Depositor  will sell the Mortgage  Loans and certain other property to the Trust
Fund and  receive in  consideration  therefor  Certificates  evidencing  the entire  beneficial  ownership interest in the Trust Fund.

         The  Securities  Administrator  on behalf of the Trustee  shall make an  election  for the assets constituting  REMIC I to be treated for federal  income tax  purposes as a REMIC.  On the Startup Day, the
REMIC I Regular Interests will be designated "regular interests" in such REMIC.

         The  Securities  Administrator  on behalf of the Trustee  shall make an  election  for the assets constituting  REMIC II to be treated for federal  income tax purposes as a REMIC.  On the Startup Day, the
REMIC II Regular Interests will be designated "regular interests" in such REMIC.

         The  Securities  Administrator  on behalf of the Trustee  shall make an  election  for the assets constituting  REMIC III to be treated for federal  income tax  purposes  as a REMIC.  On the Startup  Day, the REMIC III Regular Interests will be designated "regular interests" in such REMIC.

         The  Securities  Administrator  on behalf of the Trustee  shall make an  election  for the assets constituting  REMIC IV to be treated for federal  income tax purposes as a REMIC.  On the Startup Day, the
REMIC IV Regular Interests will be designated "regular interests" in such REMIC.

         The  Securities  Administrator  on behalf of the Trustee  shall make an  election  for the assets constituting  REMIC V to be treated for federal  income tax  purposes as a REMIC.  On the Startup Day, the
REMIC V Regular Interest will be designated the "regular interest" in such REMIC.

         The Class R  Certificates will evidence ownership of the "residual  interest" in each of REMIC I,
REMIC II, REMIC III and REMIC IV. The  Class R-X  Certificates  will  evidence  ownership of the "residual interest" in REMIC V.

         The Group I Loans will have an  Outstanding  Principal  Balance  as of the  Cut-off  Date,  after deducting all Scheduled  Principal  due on or before the Cut-off  Date, of  $575,842,082.76.  The Sub-Loan
Group II-1  Mortgage  Loans will have an  Outstanding  Principal  Balance as of the  Cut-off  Date,  after deducting all Scheduled  Principal  due on or before the Cut-off  Date, of  $166,048,631.89.  The Sub-Loan
Group II-2  Mortgage  Loans will have an  Outstanding  Principal  Balance as of the  Cut-off  Date,  after deducting all Scheduled  Principal  due on or before the Cut-off  Date, of  $468,911,690.78.  The Sub-Loan
Group II-3  Mortgage  Loans will have an  Outstanding  Principal  Balance as of the  Cut-off  Date,  after deducting all Scheduled Principal due on or before the Cut-off Date, of $59,122,216.39.

         In consideration of the mutual agreements herein contained,  the Depositor,  the Master Servicer, the Securities Administrator, the Sponsor, the Company and the Trustee agree as follows:

                                                ARTICLE I
                                               Definitions

         Whenever used in this Agreement,  the following  words and phrases,  unless  otherwise  expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

         Accepted  Master  Servicing  Practices:  With  respect  to any  Mortgage  Loan,  those  customary mortgage  servicing  practices of prudent  mortgage  servicing  institutions  that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction  where the related  Mortgaged
Property  is  located,  to the extent  applicable  to the  Trustee in its  capacity  as  successor  Master
Servicer or the Master Servicer (except in its capacity as successor to a Servicer).

         Account:  The  Distribution  Account,  the  Protected  Account,  the Reserve Fund or the Class XP
Reserve Account, as the context may require.

         Accrued  Certificate  Interest:  For any Group II  Certificate  for any  Distribution  Date,  the
interest  accrued during the related Interest  Accrual Period at the applicable  Pass-Through  Rate on the
Certificate  Principal  Balance  or  Notional  Amount,  as  applicable,   of  such  Group  II  Certificate
immediately  prior to such  Distribution  Date, on the basis of a 360-day year consisting of twelve 30-day months,  less  (i) in  the case of a Group II  Senior  Certificate,  such  Certificate's  share of any Net
Interest  Shortfall from the related Group II Mortgage Loans and, after the Group II Cross-Over  Date, the interest  portion of any Realized  Losses on the related Group II Mortgage  Loans,  in each case allocated thereto in accordance with Section 6.04 and (ii) in the case of a Group II Subordinate  Certificate,  such
Certificate's  share of any Net  Interest  Shortfall  from the  related  Group II  Mortgage  Loans and the interest  portion of any Realized  Losses on the related Group II Mortgage  Loans,  in each case allocated thereto in accordance with Section 6.04.

         Additional Disclosure:  As defined in Section 3.18(a)(v).

         Additional Form 10-D Disclosure:  As defined in Section 3.18(a)(i).

         Additional Form 10-K Disclosure:  As defined in Section 3.18(a)(iii).

         Affiliate:  As to any  Person,  any  other  Person  controlling,  controlled  by or under  common control with such Person.  "Control"  means the power to direct the  management  and policies of a Person, directly or  indirectly,  whether  through  ownership  of voting  securities,  by  contract or  otherwise.
"Controlled" and "Controlling"  have meanings  correlative to the foregoing.  The Trustee may conclusively presume that a Person is not an Affiliate of another  Person unless a  Responsible  Officer of the Trustee has actual knowledge to the contrary.

         Agreement:  This  Pooling and  Servicing  Agreement  and all  amendments  hereof and  supplements hereto.

         Allocable  Share:  With  respect to any Class of Group II  Subordinate  Certificates  (other than the Class  II-BX-1  Certificates)  on any  Distribution  Date,  an amount  equal to the product of (i) the
Group II  Subordinate  Optimal  Principal  Amount and (ii) the  fraction,  the  numerator  of which is the
Certificate  Principal  Balance of such Class and the  denominator  of which is the aggregate  Certificate
Principal  Balance of all Classes of the Group II Subordinate  Certificates  (other than the Class II-BX-1
Certificates);  provided,  however,  that no Class of Group II  Subordinate  Certificates  (other than the outstanding  Class of Group II Subordinate  Certificates with the lowest numerical  designation)  shall be entitled on any  Distribution  Date to receive  distributions  pursuant to clauses (ii),  (iii) and (v) of the definition of Group II  Subordinate  Optimal  Principal  Amount,  unless the related Class  Prepayment
Distribution Trigger for such Distribution Date has been satisfied (any amount  distributable  pursuant to clauses (ii),  (iii) and (v) of the definition of Group II Subordinate Optimal Principal Amount,  shall be distributed  among the related Classes entitled  thereto,  pro rata based on their respective  Certificate
Principal  Balances);  provided,  further,  that if on a  Distribution  Date,  the  Certificate  Principal
Balance  of any  Class of  Group II  Subordinate  Certificates  for  which  the  related  Class Prepayment
Distribution  Trigger has been satisfied is reduced to zero, such Class's remaining  Allocable Share shall be  distributed  to the  remaining  Classes of Group II  Subordinate  Certificates  (other  than the Class
II-BX-1  Certificates),  sequentially  beginning with the Class with the lowest  numerical  designation in reduction of their respective Certificate Principal Balances.

         Applicable Credit Rating:  For any long-term  deposit or security,  a credit rating of AAA in the case of S&P and Fitch or Aaa in the case of  Moody's  (or with  respect  to  investments  in money  market funds,  a credit  rating of "AAAm" or "AAAm-G" in the case of S&P and Fitch and the highest  rating  given by Moody's for money market funds in the case of Moody's).  For any short-term  deposit or security,  or a rating of A-l+ in the case of S&P and Fitch or Prime-1 in the case of Moody's.

         Applicable  State Law: For purposes of  Section 9.12(d),  the  Applicable  State Law shall be (a)
the law of the  State of New York and (b) such  other  state  law  whose  applicability  shall  have  been brought to the  attention of the  Securities  Administrator  and the Trustee by either  (i) an  Opinion of
Counsel  reasonably  acceptable to the  Securities  Administrator  and the Trustee  delivered to it by the
Master Servicer or the Depositor,  or (ii) written  notice from the appropriate taxing authority as to the applicability of such state law.

         Applied  Realized  Loss  Amount:  With  respect to any  Distribution  Date and a Class of Group I
Offered  Certificates  and Class I-B-3  Certificates,  the sum of the Realized  Losses with respect to the
Group I Mortgage  Loans,  which are to be applied in reduction  of the  Certificate  Principal  Balance of such Class of Group I Offered  Certificates  pursuant to this  Agreement in an amount equal to the amount, if any, by which,  (i) the  aggregate  Certificate  Principal  Balance of all of the Group I  Certificates
(after all  distributions  of principal on such  Distribution  Date)  exceeds  (ii) the  aggregate  Stated
Principal  Balance of all of the Group I Mortgage Loans for such  Distribution  Date. The Applied Realized
Loss Amount shall be allocated first to the Class I-B-3 Certificates,  the Class I-B-2  Certificates,  the
Class I-B-1  Certificates,  the Class I-M-2 Certificates and the Class I-M-1  Certificates,  in that order
(so  long as  their  respective  Certificate  Principal  Balances  have not been  reduced  to  zero),  and thereafter  the  Applied  Realized  Loss  Amount  with  respect  to the Group I Mortgage  Loans,  shall be allocated  first to the Class  I-A-2  Certificates  and then to the Class  I-A-1  Certificates,  until the
Certificate Principal Balance of each such Class has been reduced to zero.

         Appraised  Value:  For any Mortgaged  Property  related to a Mortgage  Loan, the amount set forth as the appraised  value of such  Mortgaged  Property in an appraisal  made for the mortgage  originator in connection with its origination of the related Mortgage Loan.

         Assessment of Compliance:  As defined in Section 3.17.

         Assignment  Agreements:  The  agreements  attached  hereto as Exhibit I,  whereby  the  Servicing
Agreements  (as  defined  therein),  if  applicable,  were  assigned to the Trustee for the benefit of the
Certificateholders.

         Assumed  Final  Distribution  Date:  With  respect  to each class of  Offered  Certificates,  the
Distribution  Date occurring in December  2046, or if such day is not a Business Day, the next  succeeding
Business Day.

         Attestation Report:  As defined in Section 3.17.

         Attesting Party:  As defined in Section 3.17.

         Available  Funds:  With respect to any  Distribution  Date and each Sub-Loan  Group in Loan Group
II, an amount equal to the aggregate of the following  amounts with respect to the pool of Mortgage  Loans included in each Sub-Loan  Group in Loan Group II: (a) all  previously  undistributed  payments on account of principal  (including  the  principal  portion of Scheduled  Payments,  Principal  Prepayments  and the
principal  portion of Net Liquidation  Proceeds) and all previously  undistributed  payments on account of interest  received  after the Cut-off  Date and on or prior to the  related  Determination  Date,  (b) any
Monthly  Advances and Compensating  Interest  Payments by the Servicer or the Master Servicer with respect to such  Distribution  Date,  (c) any  reimbursed  amount in  connection  with  losses on  investments  of deposits in certain  eligible  investments in respect of the Group II Mortgage  Loans,  and (d) any amount allocated from the Available  Funds of another  Sub-Loan Group in accordance  with Section  6.02(a)(i)(H), except:

                  (i)      all payments that were due on or before the Cut-off Date;

                  (ii)     all  Principal   Prepayments  and  Liquidation   Proceeds  received  after  the
applicable Prepayment Period;

                  (iii)    all payments,  other than Principal  Prepayments,  that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

                  (iv)     amounts received on particular  Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

                  (v)      amounts representing Monthly Advances determined to be Nonrecoverable Advances;

                  (vi)     any investment  earnings on amounts on deposit in the Distribution  Account and amounts permitted to be withdrawn from the Distribution Account pursuant to this Agreement;

                  (vii)    amounts  needed to pay the  Servicing  Fees or to reimburse any Servicer or the
Master  Servicer  for amounts  due under the  Servicing  Agreement  and the  Agreement  to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

                  (viii)   amounts  applied  to pay any  fees  with  respect  to any  lender-paid  primary mortgage insurance policy; and

                  (ix)     any expenses or other amounts  reimbursable to the Servicers,  the Trustee, the
Securities  Administrator,  the Master  Servicer and any Custodian  pursuant to Section 7.04(c) or Section
9.05.
         Back-Up Certification:  As defined in Section 3.18(a)(iii).

         Bankruptcy  Code:  The  United  States  Bankruptcy  Code,  as amended  as  codified  in 11 U.S.C.
§§ 101-1330.

         Bankruptcy  Loss:  With respect to any Mortgage  Loan,  any  Deficient  Valuation or Debt Service
Reduction related to such Mortgage Loan as reported by the Servicer to the Master Servicer.

         Basis Risk  Shortfall:  With respect to any  Distribution  Date and the Class I-A,  Class I-M and
Class I-B  Certificates  for which the  Pass-Through  Rate is based upon the Net Rate Cap, the excess,  if any, of (a) the amount of Current  Interest  that such Class  would have been  entitled to receive on such
Distribution  Date had the applicable  Pass-Though  Rate been  calculated at a per annum rate equal to the
lesser of (i)  One-Month  LIBOR plus the  related  Margin and (ii)   11.50% over (b) the amount of Current
Interest on such Class of Offered  Certificates  calculated using a Pass-Though Rate equal to the Net Rate
Cap for such Distribution Date.

         Basis Risk Shortfall Carry Forward Amount:  With respect to any  Distribution  Date and the Class
I-A,  Class I-M and Class I-B  Certificates,  the sum of the Basis Risk  Shortfall  for such  Distribution
Date and the Basis  Risk  Shortfall  for all  previous  Distribution  Dates not  previously  paid from any source including  Excess Cashflow and payments under the Cap Contracts,  together with interest thereon at a rate equal to the  lesser of (i)  One-Month  LIBOR plus the  related  Margin and  (ii) 11.50%,  for such
Distribution Date.

         Book-Entry   Certificates:   Initially,   the  Senior   Certificates   and  Offered   Subordinate
Certificates.

         Business  Day:  Any day other than  (i) a  Saturday  or a Sunday,  or (ii) a day on which the New
York Stock Exchange or Federal Reserve is closed or on which banking  institutions in any  jurisdiction in which the Trustee,  the Master  Servicer,  Custodian,  any Servicer or the  Securities  Administrator  are
authorized or obligated by law or executive order to be closed.

         Cap  Contract:  With respect to any of the Class I-A-1,  Class I-A-2,  Class I-M-1,  Class I-M-2,
Class I-B-1, Class I-B-2 or Class I-B-3  Certificates,  the respective cap contracts,  dated as of October
31,  2006,  between the Trustee,  on behalf of the Trust for the benefit of the Class I-A-1,  Class I-A-2,
Class I-M-1,  Class I-M-2,  Class I-B-1,  Class I-B-2 or Class I-B-3  Certificateholders,  as the case may be,  and the  Counterparty,  together  with any  scheduling,  confirmations  or other  agreements  related thereto, attached hereto as Exhibit N.

         Cap Contract  Payment  Amount:  With respect to any  Distribution  Date and a Cap  Contract,  the amounts received from such Cap Contract, if any, on such Distribution Date.

         Certificate:  Any mortgage  pass-through  certificate  evidencing a beneficial ownership interest in the Trust Fund signed and  countersigned by the Securities  Administrator  in  substantially  the forms annexed  hereto as Exhibits A-1, A-2, A-3, A-4,  A-5-1,  A-5-2,  A-6, A-7, A-8, A-9,  A-10,  A-11 and A-12
with the blanks therein appropriately completed.

         Certificate  Group:  With respect to the Group II  Certificates  and (i) Sub-Loan Group II-1, the
Class  II-1A-1,  Class  II-1A-2 and Class  II-1X-1  Certificates,  (ii)  Sub-Loan  Group  II-2,  the Class
II-2A-1A,  Class II-2A-1B,  Class II-2A-2,  Class II-2X-1, Class II-2X-2, Class II-2X-3, Class II-2X-4 and
Class II-2X-5  Certificates  and (iii) Sub-Loan  Group II-3,  the Class  II-3A-1,  Class II-3A-2 and Class
II-3X-1 Certificates.

         Certificate  Owner:  Any Person who is the  beneficial  owner of a Certificate  registered in the name of the Depository or its nominee.

         Certificate  Principal  Balance:  With  respect to any Offered  Certificate  and the Class I-B-3,
Class II-B-4,  Class II-B-5 and Class II-B-6  Certificates  (other than the Interest Only Certificates) as of any  Distribution  Date,  the  initial  principal  amount  of such  Certificate  plus,  any  Subsequent
Recoveries added to the Certificate  Principal  Balance of such  Certificates  pursuant to Section 6.03 or
Section 6.04  hereof,  and reduced by (i) all amounts  distributed on previous  Distribution Dates on such
Certificate  with respect to principal,  (ii) solely in the case of the Group I Certificates,  any Applied
Realized Loss Amounts  allocated to such Class on previous  Distribution  Dates,  (iii) solely in the case of the Group II  Certificates,  the principal  portion of all Realized  Losses (other than Realized Losses resulting from Debt Service  Reductions)  allocated prior to such  Distribution  Date to such Certificate, taking  account  of the  applicable  Loss  Allocation  Limitation,  and  (iv) in  the  case of a Group  II
Subordinate  Certificate,  such  Certificate's  pro rata  share,  if any,  of the  applicable  Subordinate
Certificate   Writedown  Amount  for  previous   Distribution   Dates.   With  respect  to  any  Class  of
Certificates,  the Certificate  Principal Balance thereof will equal the sum of the Certificate  Principal
Balances of all Certificates in such Class. The initial  Certificate  Principal  Balance (if any) for each
Class of Certificates is set forth in Section 5.01(c)(iv).

         Certificate Register:  The register maintained pursuant to Section 5.02.

         Certificateholder:  A Holder of a Certificate.

         Certification Parties:  As defined in Section 3.18(a)(iii).

         Certifying Person:  As defined in Section 3.18(a)(iii).

         Class: With respect to the Certificates,  any of Class I-A-1, Class I-A-2,  Class II-1A-1,  Class
II-1A-2,  Class II-1X-1,  Class II-2A-1A,  Class II-2A-1B,  Class II-2A-2,  Class II-2X-1,  Class II-2X-2,
Class II-2X-3,  Class II-2X-4,  Class II-2X-5, Class II-3A-1, Class II-3A-2, Class II-3X-1, Class R, Class
R-X, Class B-IO and Class XP Certificates.

         Class A Certificates:  The Class I-A Certificates and Class II-A Certificates.

         Class B Certificates:  The Class I-B Certificates and Class II-B Certificates.

         Class B-IO Advances:  As defined in Section 6.01(b).

         Class B-IO Distribution  Amount:  With respect to any Distribution Date, the Current Interest for the Class B-IO Certificates for such Distribution Date (which shall be deemed  distributable  with respect to the REMIC IV Regular Interest B-IO-I);  provided,  however,  that on and after the Distribution Date on which the aggregate  Certificate  Principal  Balance of the Group I Certificates has been reduced to zero, the Class B-IO Distribution Amount shall include the  Overcollateralization  Amount (which shall be deemed distributable,  first,  with  respect to the REMIC IV Regular  Interest  B-IO-I in respect of accrued  and unpaid  interest  thereon  until such  accrued and unpaid  interest  shall have been  reduced to zero and, thereafter,  with  respect to the REMIC IV Regular  Interest  B-IO-P in respect of the  principal  balance thereof).

         Class B-IO  Pass-Through  Rate: With respect to the Class B-IO  Certificates and any Distribution
Date or REMIC IV  Regular  Interest  B-IO-I,  a per annum  rate equal to the  percentage  equivalent  of a fraction,  the  numerator  of which is the sum of the amounts  calculated  pursuant to clauses (1) through
(3) below,  and the  denominator  of which is the  aggregate  principal  balance of the REMIC III  Regular
Interests.  For purposes of  calculating  the  Pass-Through  Rate for the Class B-IO-I  Certificates,  the
numerator is equal to the sum of the following components:

     1.  the  Uncertificated  Pass-Through  Rate for  REMIC III  Regular  Interest  LT1 minus the  related
         Marker  Rate,  applied to a notional  amount  equal to the  Uncertificated  Principal  Balance of
         REMIC III Regular Interest LT1;

     2.  the  Uncertificated  Pass-Through  Rate for  REMIC III  Regular  Interest  LT2 minus the  related
         Marker  Rate,  applied to a notional  amount  equal to the  Uncertificated  Principal  Balance of
         REMIC III Regular Interest LT2; and

     3.  the  Uncertificated  Pass-Through Rate for REMIC III Regular Interest LT4 minus twice the related
         Marker  Rate,  applied to a notional  amount  equal to the  Uncertificated  Principal  Balance of
         REMIC III Regular Interest LT4.

         Class I-A Certificates: The Class I-A-1 Certificates and the Class I-A-2 Certificates.

         Class I-A  Principal  Distribution  Amount:  For any  Distribution  Date,  an amount equal to the excess, if any, of (i) the Certificate  Principal Balance of the Class I-A Certificates  immediately prior to such  Distribution  Date over (ii) the  excess of (a) the  aggregate  Stated  Principal  Balance of the
Group I  Mortgage  Loans for such  Distribution  Date over (b) the  product  of (1) the  aggregate  Stated
Principal  Balance of the Group I Mortgage Loans for such  Distribution Date and (2) the sum of (x) 13.50%
and (y) the Current Specified Overcollateralization Percentage for such Distribution Date.

         Class I-B Certificates: The Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates.

         Class I-B-1 Principal  Distribution  Amount:  For any  Distribution  Date, an amount equal to the excess,  if any, of (i) the  Certificate  Principal  Balance of the Class I-B-1  Certificates  immediately prior to such  Distribution  Date over (ii) the excess of (a) the  aggregate Stated  Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over (b) the sum of (1) the  Certificate  Principal
Balance of the Class I-A  Certificates  (after  taking into account the payment of the Class I-A Principal
Distribution Amount on such Distribution Date),  (2) the Certificate  Principal Balance of the Class I-M-1
Certificates  (after taking into account the payment of the Class I-M-1 Principal  Distribution  Amount on
such Distribution  Date),  (3) the  Certificate  Principal Balance of the Class I-M-2 Certificates  (after taking into  account the payment of the Class I-M-2  Principal  Distribution  Amount on such  Distribution
Date) and (4) the  product of (x) the  aggregate  Stated  Principal  Balance of the Group I Mortgage Loans
for such  Distribution  Date and  (y) the  sum of 2.20% and the  Current  Specified  Overcollateralization
Percentage for such Distribution Date.

         Class I-B-2 Principal  Distribution  Amount:  For any  Distribution  Date, an amount equal to the excess,  if any, of (i) the  Certificate  Principal  Balance of the Class I-B-2  Certificates  immediately prior to such  Distribution  Date over (ii) the excess of (a) the  aggregate Stated  Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over (b) the sum of (1) the  Certificate  Principal
Balance of the Class I-A  Certificates  (after  taking into account the payment of the Class I-A Principal
Distribution Amount on such Distribution Date),  (2) the Certificate  Principal Balance of the Class I-M-1
Certificates  (after taking into account the payment of the Class I-M-1 Principal  Distribution  Amount on
such Distribution  Date),  (3) the  Certificate  Principal Balance of the Class I-M-2 Certificates  (after taking into  account the payment of the Class I-M-2  Principal  Distribution  Amount on such  Distribution
Date),  (4) the  Certificate  Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1  Principal  Distribution  Amount on such  Distribution  Date),  and (5) the product  of  (x) the  aggregate  Stated  Principal  Balance  of  the  Group  I  Mortgage  Loans  for  such
Distribution  Date and  (y) the sum of 1.20% and the Current  Specified  Overcollateralization  Percentage
for such Distribution Date.

         Class I-B-3 Principal  Distribution  Amount:  For any  Distribution  Date, an amount equal to the excess,  if any, of (i) the  Certificate  Principal  Balance of the Class I-B-3  Certificates  immediately prior to such  Distribution  Date over (ii) the excess of (a) the  aggregate Stated  Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over (b) the sum of (1) the  Certificate  Principal
Balance of the Class I-A  Certificates  (after  taking into account the payment of the Class I-A Principal
Distribution Amount on such Distribution Date),  (2) the Certificate  Principal Balance of the Class I-M-1
Certificates  (after taking into account the payment of the Class I-M-1 Principal  Distribution  Amount on
such Distribution  Date),  (3) the  Certificate  Principal Balance of the Class I-M-2 Certificates  (after taking into  account the payment of the Class I-M-2  Principal  Distribution  Amount on such  Distribution
Date),  (4) the  Certificate  Principal Balance of the Class I-B-1 Certificates (after taking into account the  payment  of the Class  I-B-1  Principal  Distribution  Amount  on such  Distribution  Date),  (5) the
Certificate  Principal Balance of the Class I-B-2  Certificates  (after taking into account the payment of the Class I-B-2 Principal  Distribution  Amount on such Distribution Date), and (6) the product of (x) the aggregate Stated Principal  Balance of the Group I Mortgage Loans for such  Distribution  Date and (y) the
Current Specified Overcollateralization Percentage for such Distribution Date.

         Class I-M Certificates: The Class I-M-1 Certificates and the Class I-M-2 Certificates.

         Class I-M-1 Principal  Distribution  Amount:  For any  Distribution  Date, an amount equal to the excess,  if any, of (i) the  Certificate  Principal  Balance of the Class I-M-1  Certificates  immediately prior to such  Distribution  Date over (ii) the excess of (a) the  aggregate Stated  Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over (b) the sum of (1) the  Certificate  Principal
Balance of the Class I-A  Certificates  (after  taking into account the payment of the Class I-A Principal
Distribution  Amount on such Distribution  Date) and (2) the product of (x) the aggregate Stated Principal
Balance  of the Group I  Mortgage  Loans for such  Distribution  Date and  (y) the  sum of  (I) 8.60%  and
(II) the Current Specified Overcollateralization Percentage for such Distribution Date.

         Class I-M-2 Principal  Distribution  Amount:  For any  Distribution  Date, an amount equal to the excess,  if any, of (i) the  Certificate  Principal  Balance of the Class I-M-2  Certificates  immediately prior to such  Distribution  Date over (ii) the excess of (a) the  aggregate Stated  Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over (b) the sum of (1) the  Certificate  Principal
Balance of the Class I-A  Certificates  (after  taking into account the payment of the Class I-A Principal
Distribution Amount on such Distribution Date),  (2) the Certificate  Principal Balance of the Class I-M-1
Certificates  (after taking into account the payment of the Class I-M-1 Principal  Distribution  Amount on
such  Distribution  Date) and (3) the product of (x) the aggregate Stated Principal Balance of the Group I
Mortgage  Loans for such  Distribution  Date and (y) the sum of (I) 4.80% and (II) the  Current  Specified
Overcollateralization Percentage for such Distribution Date.

         Class II-1A Certificates:  The Class II-1A-1 Certificates and Class II-1A-2 Certificates.

         Class II-2A Certificates:  The Class II-2A-1A, Class II-2A-1B and Class II-2A-2 Certificates.

         Class II-2X  Certificates:  The Class II-2X-1,  Class II-2X-2,  Class II-2X-3,  Class II-2X-4 and
Class II-2X-5 Certificates.

         Class II-3A Certificates:  The Class II-3A-1 Certificates and Class II-3A-2 Certificates.

         Class II-A Certificates:  The Class II-1A, Class II-2A and Class II-3A Certificates.

         Class II-B  Certificates:  The Class II-B-1,  Class II-BX-1,  Class II-B-2,  Class II-B-3,  Class
II-B-4, Class II-B-5 and Class II-B-6 Certificates.

         Class II-X Certificates:  The Class II-X-1, Class II-2X-1,  Class II-2X-2,  Class II-2X-3,  Class
II-2X-4, Class II-2X-5, Class II-3X-1 and Class II-BX-1 Certificates.

         Class Prepayment  Distribution  Trigger: For a Class of Group II Subordinate  Certificates (other than the  Class  II-BX-1  Certificates)  for any  Distribution  Date,  the  Class Prepayment  Distribution
Trigger  is  satisfied  if the  fraction  (expressed  as a  percentage),  the  numerator  of  which is the
aggregate   Certificate   Principal  Balance  of  such  Class  and  each  Class of  Group  II  Subordinate
Certificates  subordinate  thereto,  if any, and the denominator of which is the Stated Principal  Balance of all of the Group II  Mortgage  Loans as of the  related  Due Date,  equals or exceeds  such  percentage calculated as of the Closing Date.

         Class R Certificate:  Any of the Class R  Certificates  substantially  in the form annexed hereto as Exhibit A-5-1 and  evidencing  ownership of interests  designated  as "residual  interests" in REMIC I,
REMIC  II,  REMIC III and  REMIC IV for  purposes  of the  REMIC  Provisions.  Component I  of the Class R
Certificates  is  designated  as the sole class of  "residual  interest" in REMIC I,  Component II  of the
Class R  Certificates  is designated as the sole class of "residual  interest" in REMIC II,  Component III of the Class R  Certificates  is  designated  as the sole class of  "residual  interest"  in REMIC III and
Component IV of the Class R Certificates  is designated as the sole class of "residual  interest" in REMIC
IV.

         Class R-X  Certificates:  Any of the  Class R-X  Certificates  substantially  in the form annexed hereto as Exhibit A-5-2 and  evidencing  ownership of the  "residual  interest" in REMIC V for purposes of the REMIC Provisions.

         Class XP  Certificates:  Any of the  Class XP  Certificates  substantially  in the form  attached hereto as Exhibit A-7.

         Class  XP  Reserve   Account:   The  account   established   and  maintained  by  the  Securities
Administrator pursuant to Section 4.07 hereof.

         Closing Date:  October 31, 2006.

         Combination  Group:  With  respect  to the  Group II  Certificates,  any  group  of  Exchangeable
Certificates set forth in Appendix 1 attached hereto.

         Commission:  The U.S. Securities and Exchange Commission.

         Compensating Interest Payment:  As defined in Section 6.09.

         Corporate  Trust Office:  The designated  office of the Trustee or Securities  Administrator,  as applicable,  where at any  particular  time its respective  corporate  trust business with respect to this
Agreement  shall be  administered.  The Corporate Trust Office of the Trustee at the date of the execution of this Agreement is located at 388 Greenwich  Street,  14th Floor,  New York, New York 10013,  Attention:
Structured  Finance  Agency  &  Trust  BSALTA  2006-7.  The  Corporate  Trust  Office  of  the  Securities
Administrator  at the date of the  execution  of this  Agreement  is located at 9062 Old  Annapolis  Road,
Columbia,  Maryland  21045,  Attention:   Corporate  Trust  Group,  BSALTA  2006-7.  For  the  purpose  of registration  and transfer and exchange only, the Corporate  Trust Office of the Securities  Administrator
shall  be  located  at Sixth  Street  and  Marquette  Avenue,  Minneapolis,  Minnesota  55479,  Attention:
Corporate Trust Group, BSALTA 2006-7.

         Counterparty:  Wachovia Bank,  National  Association and any successor thereto,  or any successor counterparty under the Cap Contracts.

         Countrywide:  Countrywide Home Loans Servicing LP, and its successor in interest.

         Countrywide  Servicing Agreement:  The Seller's Warranties and Servicing  Agreement,  dated as of
September 1, 2002, as amended by Amendment  No. 1, dated as of January 1, 2003,  Amendment No. 2, dated as of September 1, 2004,  and  Amendment  No. 3, dated as of January 1, 2006,  between  Countrywide  and EMC, attached hereto as Exhibit H-1 and by the related Assignment Agreement.

         Current  Interest:  As of any  Distribution  Date,  with respect to each Class of Group I Offered
Certificates  and the Class I-B-3  Certificates,  (i) the interest  accrued on the  Certificate  Principal
Balance or Notional  Amount,  as applicable,  during the related Interest Accrual Period at the applicable
Pass-Through  Rate plus any amount  previously  distributed  with respect to interest for such Certificate that has been  recovered as a voidable  preference  by a trustee in  bankruptcy  minus (ii) the sum of (a)
any Prepayment  Interest  Shortfall for such Distribution  Date, to the extent not covered by Compensating
Interest  Payments and (b) any  shortfalls  resulting  from the  application  of the Relief Act during the related Due Period;  provided,  however,  that for purposes of calculating  Current  Interest for any such
Class,  amounts  specified in clauses (ii)(a) and (ii)(b) hereof for any such  Distribution  Date shall be allocated  first to the Class B-IO  Certificates  and the Class R  Certificates  in  reduction  of amounts otherwise  distributable  to such  Certificates  on such  Distribution  Date and then any excess  shall be allocated  to each other  Class of  Certificates  pro rata  based on the  respective  amounts of  interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

         Current Specified  Enhancement  Percentage:  For any Distribution Date, a percentage  obtained by dividing  (x) the sum of (i) the  aggregate  Certificate  Principal  Balance  of the  Group I  Subordinate
Certificates  and (ii) the  Overcollateralization  Amount,  in each case prior to the  distribution of the
Principal  Distribution  Amount on such  Distribution  Date, by (y) the aggregate Stated Principal Balance of the Group I Mortgage  Loans as of the end of the  related Due Period  (after  reduction  for  Principal
Prepayments  and Realized  Losses on the Group I Mortgage  Loans  incurred  during the related  Prepayment
Period).

         Current Specified  Overcollateralization  Percentage:  For any Distribution  Date, the percentage equivalent  of a fraction,  the numerator of which is the  Overcollateralization  Target  Amount,  and the
denominator  of which is the aggregate  Stated  Principal  Balance of the Group I Mortgage  Loans for such
Distribution Date.

         Custodial Agreement:  As applicable,  (i) the custodial agreement,  dated as of the Closing Date, among the Trustee,  Structured Asset Mortgage Investments II Inc., as company,  Wells Fargo Bank, National
Association,   as  Master  Servicer  and  Securities   Administrator,   and  Wells  Fargo  Bank,  National
Association,  as  Custodian  or (ii) the  custodial  agreement  dated as of the  Closing  Date,  among the
Trustee,  Structured Asset Mortgage Investments II Inc., as company,  Wells Fargo,  National  Association, as Master  Servicer and  Securities  Administrator,  and Treasury  Bank, A Division of  Countrywide  Bank,
N.A., as Custodian, each substantially in the form of Exhibit G hereto.

         Custodian:  As  applicable,   (i) Wells  Fargo  Bank,  National  Association,  or  any  successor custodian  appointed  pursuant to the  provisions  hereof and of the  related  Custodial  Agreement,  with respect  to  the  Mortgage  Loans  set  forth  on  Schedule  I to  the  related  Custodial  Agreement,  or
(ii) Treasury  Bank, a Division of Countrywide Bank, N.A., or any successor  custodian  appointed pursuant to the provisions  hereof and of the related Custodial  Agreement,  with respect to the Mortgage Loans set forth on Schedule I to the related Custodial Agreement.

         Cut-off Date:  October 1, 2006.

         Cut-off Date Balance:  $1,269,924,621.82.

         Debt Service  Reduction:  Any reduction of the Scheduled  Payments which a Mortgagor is obligated to pay with respect to a Mortgage  Loan as a result of any  proceeding  under the  Bankruptcy  Code or any other similar state law or other proceeding.

         Deficient  Valuation:  With respect to any Mortgage  Loan, a valuation of the Mortgaged  Property by a court of competent  jurisdiction in an amount less than the then outstanding  indebtedness  under the
Mortgage Loan,  which  valuation  results from a proceeding  initiated  under the  Bankruptcy  Code or any other similar state law or other proceeding.

         Delinquent:  A Mortgage Loan is  "Delinquent"  if any payment due thereon is not made pursuant to the terms of such  Mortgage  Loan by the close of business on the day such payment is scheduled to be due.
A Mortgage  Loan is "30 days  delinquent"  if such payment has not been  received by the close of business on the last  day of the  month  immediately  succeeding  the  month in which  such  payment  was due.  For example,  a  Mortgage  Loan with a  payment  due on  December  1 that  remained  unpaid as of the close of business on January 31 would then be  considered  to be 30 to 59 days  delinquent.  Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Depositor:  Structured  Asset  Mortgage  Investments  II Inc.,  a  Delaware  corporation,  or its successors in interest.

         Depositor Information:  As defined in Section 3.18(c).

         Depository:  The Depository  Trust Company,  the nominee of which is Cede & Co., or any successor thereto.

         Depository Agreement:  The meaning specified in Section 5.01(a) hereof.

         Depository  Participant:  A broker,  dealer, bank or other financial  institution or other Person for whom  from  time to time the  Depository  effects  book-entry  transfers  and  pledges  of  securities deposited with the Depository.

         Designated Depository  Institution:  A depository  institution  (commercial bank, federal savings bank,  mutual  savings  bank or savings  and loan  association)  or trust  company  (which may include the
Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

         Determination  Date:  With respect to each Mortgage  Loan, the  Determination  Date as defined in the Servicing Agreement.

         Disqualified  Organization:   Any  of  the  following:   (i) the  United  States,  any  State  or
political  subdivision  thereof,  any possession of the United States, or any agency or instrumentality of any of the foregoing  (other than an  instrumentality  which is a corporation if all of its activities are subject to tax and,  except for the  Freddie  Mac or any  successor  thereto,  a majority  of its board of directors is not selected by such  governmental  unit),  (ii) any foreign  government,  any  international organization,  or any agency or instrumentality  of any of the foregoing,  (iii) any  organization  (other than certain  farmers'  cooperatives  described in  Section 521  of the Code) which is exempt from the tax imposed by  Chapter 1 of the Code  (including  the tax  imposed by  Section 511  of the Code on  unrelated
business   taxable   income),   (iv)   rural   electric   and   telephone    cooperatives   described   in
Section 1381(a)(2)(C)  of the Code or (v) any other  Person so  designated  by the  Trustee  based upon an
Opinion of Counsel  that the holding of an  ownership  interest in a Residual  Certificate  by such Person may cause any 2006-7  REMIC  contained  in the Trust or any Person  having an  ownership  interest  in the
Residual  Certificate  (other than such Person) to incur a liability for any federal tax imposed under the
Code that would not  otherwise  be imposed  but for the  transfer of an  ownership  interest in a Residual
Certificate to such Person.  The terms "United States,"  "State" and  "international  organization"  shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution  Account:  The trust account or accounts  created and  maintained by the  Securities
Administrator  pursuant to  Section 4.04,  which shall be  denominated  "Citibank,  N.A., as Trustee f/b/o holders of Structured  Asset  Mortgage  Investments  II Inc.,  Bear Stearns  ALT-A Trust 2006-7,  Mortgage
Pass-Through  Certificates,  Series 2006-7 - Distribution  Account." The Distribution  Account shall be an
Eligible Account.

         Distribution Account Deposit Date:  The Business Day prior to each Distribution Date.

         Distribution  Date: The 25th day of any month,  beginning in the month immediately  following the month of the Closing  Date,  or, if such 25th day is not a Business  Day,  the  Business  Day  immediately following.

         Distribution  Report:  The  Asset-Backed  Issuer  Distribution  Report  pursuant to Section 13 or
15(d) of the Exchange Act.

         DTC  Custodian:  Wells  Fargo  Bank,  National  Association,  or its  successors  in  interest as custodian for the Depository.

         Due Date:  With  respect to each  Mortgage  Loan,  the date in each month on which its  Scheduled
Payment  is due if such due date is the first day of a month and  otherwise  is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

         Due  Period:  With  respect  to  any  Distribution  Date  and  each  Mortgage  Loan,  the  period commencing on the second day of the month  preceding  the calendar  month in which the  Distribution  Date occurs and ending at the close of  business on the first day of the month in which the  Distribution  Date occurs.

         EDGAR:  As defined in Section 3.18.

         Eligible Account:  Any of (i) a segregated  account  maintained with a federal or state chartered depository  institution  (A) the  short-term  obligations  of which are rated A-1 or better by  Standard &
Poor's  and P-1 by Moody's at the time of any  deposit  therein or (B)  insured by the FDIC (to the limits established  by such  Corporation),  the uninsured  deposits in which  account are otherwise  secured such that, as evidenced by an Opinion of Counsel  (obtained by the Person  requesting  that the account be held pursuant to this clause (i))  delivered to the  Securities  Administrator  prior to the  establishment  of such  account,  the  Certificateholders  will have a claim with respect to the funds in such account and a perfected first priority  security  interest  against any collateral  (which shall be limited to Permitted
Investments,  each of which  shall  mature not later  than the  Business  Day  immediately  preceding  the
Distribution  Date next following the date of investment in such  collateral or the  Distribution  Date if such Permitted  Investment is an obligation of the institution  that maintains the  Distribution  Account)
securing  such funds that is  superior  to claims of any other  depositors  or  general  creditors  of the depository  institution  with which  such  account  is  maintained,  (ii) a  segregated  trust  account or accounts maintained with a federal or state chartered  depository  institution or trust company with trust powers  acting in its  fiduciary  capacity  or (iii) a  segregated  account or  accounts  of a  depository institution  acceptable to the Rating  Agencies (as  evidenced in writing by the Rating  Agencies that use of any such  account  as the  Distribution  Account  will not have an adverse  effect on the  then-current ratings  assigned to the Classes of Certificates  then rated by the Rating  Agencies).  Eligible  Accounts may bear interest.

         EMC:  EMC Mortgage Corporation, and any successor thereto.

         EMC  Servicing  Agreement:  The  Servicing  Agreement,  dated  as of  October  1,  2006,  between
Structured Asset Mortgage Investments II Inc. and EMC as attached hereto as Exhibit H-2.

         ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

         Event of Default:  As defined in Section 8.01.

         EverHome:  EverHome Mortgage Company, and any successor thereto.

         EverHome  Servicing  Agreement:  The  Subservicing  Agreement,  dated as of  August 1,  2002,  as amended by Amendment No. 1, dated as of January 1, 2006,  between  EverHome and EMC, as attached hereto as
Exhibit H-3 and by the related Assignment Agreement..

         Excess Cashflow:  With respect to any  Distribution  Date, the sum of (i) Remaining Excess Spread
for such  Distribution  Date and (ii)  Overcollateralization  Release Amount for such  Distribution  Date;
provided,  however,  that the Excess Cashflow shall include  Principal Funds on and after the Distribution
Date on which the aggregate  Certificate  Principal Balance of the Class I-A-1,  Class I-A-2, Class I-M-1,
Class I-M-2,  Class I-B-1,  Class I-B-2 and Class I-B-3  Certificates has been reduced to zero (other than
Principal  Funds  otherwise  distributed to the Holders of Class I-A-1,  Class I-A-2,  Class I-M-1,  Class
I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates on such Distribution Date).

         Excess  Liquidation  Proceeds:  To the extent that such amount is not  required by law to be paid to the related Mortgagor,  the amount, if any, by which Liquidation  Proceeds with respect to a Liquidated
Mortgage Loan exceed the sum of (i) the  Outstanding  Principal  Balance of such Mortgage Loan and accrued but unpaid interest at the related  Mortgage  Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

         Excess Spread:  With respect to any  Distribution  Date, the excess,  if any, of (i) the Interest
Funds  for such  Distribution  Date  over  (ii) the sum of the  Current  Interest  on the  Group I Offered
Certificates,   the  Class  I-B-3  Certificates  and  Interest  Carryforward  Amounts  on  the  Class  I-A
Certificates, in each case on such Distribution Date.

         Exchange Act:  Securities Exchange Act of 1934, as amended.

         Exchange  Act  Reports:  Any reports  required to be filed  pursuant to Sections  3.17,  3.18 and
3.23 of this Agreement.

         Exchangeable  Certificates:  Any of the Class  II-2A-1B,  Class  II-2X-2,  Class  II-2X-3,  Class
II-2X-4 and Class II-2X-5 Certificates.

         Exchanged  Certificates:  The certificates that may be exchanged for a proportionate  interest in related Exchangeable Certificates in the combinations set forth in Appendix 1.

         Extra Principal  Distribution  Amount:  With respect to any Distribution  Date, an amount derived from Excess  Spread  equal to the lesser of (i) the excess,  if any, of the  Overcollateralization  Target
Amount for such  Distribution  Date over the  Overcollateralization  Amount for such Distribution Date and
(ii) the Excess Spread for such Distribution Date.

         Fannie Mae:  Federal National Mortgage Association and any successor thereto.

         FDIC:  Federal Deposit Insurance Corporation and any successor thereto.

         Final  Certification:  The  certification  substantially  in the  form  of  Exhibit Three  to the related Custodial Agreement.

         First Horizon: First Horizon Home Loan Corporation, and its successor in interest.

         First Horizon Servicing Agreement:  The Purchase,  Warranties and Servicing  Agreement,  dated as of September  1, 2003,  as amended by Amendment  Number 1, dated as of May 14, 2004,  Amendment  Number 2, dated as of June 16, 2005,  Amendment  Number 3, dated as of August 8, 2005 and Amendment  Number 4, dated as of December  21,  2005,  between  EMC,  First  Horizon and First  Tennessee  Mortgage  Services,  Inc.,
attached hereto as Exhibit H-4 and by the related Assignment Agreement.

         Fiscal  Quarter:  December 1 through  the last day of  February,  March 1 through  May 31, June 1 through August 31, or September 1 through November 30, as applicable.

         Fitch:  Fitch Ratings, and any successor in interest.

         Form 8-K Disclosure Information:  As defined in Section 3.18(a)(ii).

         Fractional  Undivided Interest:  With respect to any Class of  Certificates (other than the Class
XP  Certificates),  the  fractional  undivided  interest  evidenced by any  Certificate  of such Class the numerator of which is the Certificate  Principal  Balance of such Certificate and the denominator of which is the  Certificate  Principal  Balance of such  Class.  With  respect to the Class XP  Certificates,  the percentage  interest stated  thereon.  With respect to the  Certificates in the aggregate,  the fractional undivided  interest  evidenced  by (i) the  Residual  Certificates  will be deemed to equal  1.00% (in the aggregate),  (ii) the Class B-IO  Certificates  will be deemed to equal 1.00% and (iii) a  Certificate  of any other  Class will be deemed to equal 98.00%  multiplied  by a fraction,  the numerator of which is the
Certificate  Principal  Balance  of such  Certificate  and  the  denominator  of  which  is the  aggregate
Certificate Principal Balance of all the Certificates other than the Class B-IO Certificates.

         Freddie  Mac:  Freddie  Mac,  formerly  the  Federal  Home  Loan  Mortgage  Corporation,  and any
successor thereto.

         Global  Certificate:  Any Private  Certificate  registered  in the name of the  Depository or its nominee,  beneficial  interests in which are reflected on the books of the Depository or on the books of a
Person maintaining an account with such Depository  (directly or as an indirect  participant in accordance with the rules of such depository).

         Gross Margin:  As to each Mortgage Loan, the fixed  percentage set forth in the related  Mortgage
Note and indicated on the Mortgage Loan  Schedule  which  percentage is added to the related Index on each
Interest  Adjustment Date to determine  (subject to rounding,  the minimum and maximum  Mortgage  Interest
Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

         Group I  Certificates:  The Group I Senior  Certificates,  the Group I  Subordinate  Certificates
and the Group I Non-Offered Subordinate Certificates.

         Group I Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         Group  I  Non-Offered  Subordinate  Certificates:  The  Class  I-B-3,  Class  XP and  Class  B-IO
Certificates.

         Group I  Offered  Certificates:  The  Group  I  Senior  Certificates  and  the  Group  I  Offered
Subordinate Certificates.

         Group I Offered  Subordinate  Certificates:  The Class I-M-1,  Class I-M-2, Class I-B-1 and Class
I-B-2 Certificates.

         Group I Senior Certificates: The Class I-A Certificates.

         Group I Significance  Estimate:  With respect to any  Distribution  Date, and in accordance  with
Item 1115 of Regulation AB, shall be an amount determined based on the reasonable  good-faith  estimate by the Depositor of the aggregate  maximum probable  exposure of the outstanding  Group I Certificates to the related Cap Contract.

         Group I Significance  Percentage:  With respect to any Distribution  Date, and in accordance with
Item 1115 of Regulation AB, shall be an percentage  equal to the Group I Significance  Estimate divided by the  aggregate  outstanding  Certificate  Principal  Balance  of the  Group I  Certificates,  prior to the distribution of the related Principal Distribution Amount on such Distribution Date.

         Group I Subordinate  Certificates:  The Group I Offered Subordinate  Certificates and the Group I
Non-Offered Subordinate Certificates.

         Group I-A Certificates: The Class I-A-1 Certificates and Class I-A-2 Certificates.

         Group  II  Certificates:   The  Group  II  Senior  Certificates  and  the  Group  II  Subordinate
Certificates.

         Group II  Cross-Over  Date:  The  first  Distribution  Date on which  the  aggregate  Certificate
Principal Balance of the Group II Subordinate Certificates has been reduced to zero.

         Group II Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         Group II Non-Offered  Subordinate  Certificates:  The Class II-B-4, Class II-B-5 and Class II-B-6
Certificates.

         Group II  Offered  Certificates:  The  Group II  Senior  Certificates  and the  Group II  Offered
Subordinate Certificates.

         Group II Offered  Subordinate  Certificates:  The Class II-B-1,  Class II-BX-1,  Class II-B-2 and
Class II-B-3 Certificates.

         Group II Senior Certificates:  The Class II-1A-1,  Class II-1A-2,  Class II-1X-1, Class II-2A-1A,
Class  II-2A-1B,  Class  II-2A-2,  Class  II-2X-1,  Class II-2X-2,  Class  II-2X-3,  Class II-2X-4,  Class
II-2X-5,  Class  II-3A-1,  Class II-3A-2 and Class  II-3X-1  Certificates  or any  Exchanged  Certificates
exchanged therefor.

         Group  II  Senior  Optimal  Principal  Amount:  With  respect  to each  Distribution  Date  and a
Sub-Loan  Group,  an amount  equal to the sum,  without  duplication,  of the  following  (but in no event greater  than the  aggregate  Certificate  Principal  Balances  of the related  Certificate  Group in such
Sub-Loan Group immediately prior to such Distribution Date):

                  (i)      the  Group II Senior  Percentage  of the  principal  portion  of all  Scheduled
Payments due on each  Outstanding  Mortgage  Loans in the related  Sub-Loan Group on the related Due Date, as specified in the amortization  schedule at the time applicable  thereto (after adjustments for previous
Principal  Prepayments  but  before  any  adjustment  to  such  amortization  schedule  by  reason  of any bankruptcy  or similar  proceeding  or any  moratorium  or similar  waiver or grace  period if the related
Distribution Date occurs prior to the Group II Cross-over Date);

                  (ii)     the Group II Senior  Prepayment  Percentage of the Stated Principal  Balance of
each Mortgage Loan in the related  Sub-Loan Group which was the subject of a Principal  Prepayment in full received by the Servicers during the related Prepayment Period;

                  (iii)    the  Group  II  Senior  Prepayment   Percentage  of  amount  of  all  Principal
Prepayments  in part  allocated  to  principal  received by the  Servicers  during the related  Prepayment
Period in respect to the Mortgage Loans in the related Sub-Loan Group;

                  (iv)     the lesser of (a) the Group II Senior  Prepayment  Percentage of the sum of (A)
all Net  Liquidation  Proceeds  allocable to principal  received in respect of each  Mortgage  Loan in the related  Sub-Loan  Group that became a  Liquidated  Mortgage  Loan during the  related  Prepayment  Period
(other  than  Mortgage  Loans  described  in the  immediately  following  clause  (B)) and all  Subsequent
Recoveries  received in respect of each Liquidated  Mortgage Loan in the related Sub-Loan Group during the related  Prepayment  Period and (B) the Stated Principal Balance of each such Mortgage Loan in the related
Sub-Loan Group  purchased by an insurer from the Trust during the related  Prepayment  Period  pursuant to the  related  Primary  Mortgage  Insurance  Policy,  if any,  or  otherwise  and (b) the  Group II  Senior
Percentage of the sum of (A) the Stated  Principal  Balance of each Mortgage Loan in the related  Sub-Loan
Group  which  became a  Liquidated  Mortgage  Loan during the related  Prepayment  Period  (other than the
Mortgage Loans described in the immediately  following clause (B)) and all Subsequent  Recoveries received in respect of each  Liquidated  Mortgage Loan in the related  Sub-Loan Group during the related Due Period and (B) the Stated  Principal  Balance of each such  Mortgage  Loan that was  purchased by an insurer from the Trust  during the  related  Prepayment  Period  pursuant  to the related  Primary  Mortgage  Insurance
Policy, if any or otherwise;

                  (v)      any amount  allocated  to the  Available  Funds of the related  Sub-Loan  Group pursuant to Section 6.02 (a)(i)(E); and

                  (vi)     the  Group  II  Senior  Prepayment  Percentage  of the  sum of (a)  the  Stated
Principal  Balance  of each  Mortgage  Loan in the  related  Sub-Loan  Group that was  repurchased  by the
Sponsor in connection  with such  Distribution  Date and (b) the excess,  if any, of the Stated  Principal
Balance of a Mortgage  Loan in the related  Sub-Loan  Group that has been  replaced by the Sponsor  with a substitute  Mortgage  Loan  pursuant to the  Mortgage  Loan  Purchase  Agreement in  connection  with such
Distribution Date over the Stated Principal Balance of such substitute Mortgage Loan.

         Group II Senior  Percentage:  With respect to each Certificate  Group related to a Sub-Loan Group and any  distribution  date,  the  lesser of (a) 100% and (b) the  percentage  obtained  by  dividing  the
Certificate  Principal  Balance of the Group II Senior  Certificates  (other than the Senior Interest Only
Certificates)  in the related  Certificate  Group  immediately  preceding  such  Distribution  Date by the aggregate  Stated  Principal  Balance of the Group II Mortgage  Loans in the related  Sub-Loan Group as of the beginning of the  related Due Period.

         Group II  Senior  Prepayment  Percentage:  With  respect  to a  Certificate  Group  related  to a
Sub-Loan Group and any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)                              Group II Senior Prepayment Percentage

November 2006 - October 2013                          100%

November 2013 - October 2014                          Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                      Certificates  plus 70% of the Group II  Subordinate  Percentage for the related Sub-Loan Group.

November 2014 - October 2015                          Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                      Certificates  plus 60% of the Group II  Subordinate  Percentage for the related Sub-Loan Group.

November 2015 - October 2016                          Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                      Certificates  plus 40% of the Group
II  Subordinate  Percentage
                                                      for the related Sub-Loan Group.
November 2016 - October 2017                          Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                      Certificates  plus 20% of the Group II  Subordinate  Percentage for the related Sub-Loan Group.

November 2017 and thereafter                          Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                      Certificates.

         In  addition,  no  reduction  of the  Group  II  Senior  Prepayment  Percentage  for the  related
Certificate  Group shall occur on any Distribution  Date unless, as of the last day of the month preceding such  Distribution  Date, (A) the aggregate Stated Principal Balance of the Group II Mortgage Loans in all
Sub-Loan  Groups  Delinquent 60 days or more  (including for this purpose any such Group II Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related  Mortgaged  Property has been acquired by the Trust),  averaged  over the last six months,  as a percentage  of the sum of the aggregate
Certificate  Principal  Balance of the Group II  Subordinate  Certificates  does not exceed  50%;  and (B)
cumulative  Realized  Losses on the Group II Mortgage  Loans in all Sub-Loan  Groups do not exceed (a) 30%
of the Original  Group II  Subordinate  Principal  Balance if such  Distribution  Date occurs  between and including  November 2013 and October 2014, (b) 35% of the Original Group II Subordinate  Principal Balance
if such  Distribution Date occurs between and including  November 2014  and  October 2015,  (c) 40% of the
Original Group II Subordinate  Principal  Balance if such  Distribution  Date occurs between and including
November 2015 and  October 2016,  (d) 45% of the Original Group II Subordinate  Principal  Balance if such
Distribution  Date  occurs  between  and  including  November 2016  and  October 2017,  and (e) 50% of the
Original  Group II  Subordinate  Principal  Balance  if such  Distribution  Date  occurs  during  or after
November 2017.

         In  addition,  if on any  Distribution  Date the  weighted  average  of the Group II  Subordinate
Percentages for such  Distribution  Date is equal to or greater than two times the weighted average of the initial Group II Subordinate  Percentages,  and (a) the aggregate Stated Principal Balance of the Group II
Mortgage  Loans for all Sub-Loan  Groups  Delinquent 60 days or more  (including for this purpose any such
Mortgage  Loans in  foreclosure  and such  Group II  Mortgage  Loans  with  respect  to which the  related
Mortgaged  Property has been acquired by the Trust),  averaged  over the last six months,  as a percentage of the aggregate  Certificate  Principal Balance of the Group II Subordinate  Certificates does not exceed
50% and (b)(i) on or prior to the  Distribution  Date in October 2009,  cumulative  Realized Losses on the
Group II Mortgage  Loans for all  Sub-Loan  Groups as of the end of the related  Prepayment  Period do not exceed 20% of the Original Group II Subordinate  Principal  Balance and (ii) after the  Distribution  Date in  October 2009  cumulative  Realized Losses on the Group II Mortgage Loans for all Sub-Loan Groups as of
the  end of the  related  Prepayment  Period  do not  exceed  30% of the  Original  Group  II  Subordinate
Principal Balance,  then, the Group II Senior Prepayment  Percentage for such Distribution Date will equal the  Group  II  Senior  Percentage  for the  related  Certificate  Group;  provided,  however,  if on such
Distribution  Date the Group II  Subordinate  Percentage is equal to or greater than two times the initial
Group II  Subordinate  Percentage on or prior to the  Distribution  Date occurring in October 2009 and the above delinquency and loss tests are met, then the Group II Senior  Prepayment  Percentage for the related
Certificate  Group for such  Distribution  Date will equal the Group II Senior  Percentage plus 50% of the
Group II Subordinate Percentage.

         Notwithstanding  the foregoing,  if on any  Distribution  Date the  percentage,  the numerator of which is the aggregate  Certificate  Principal Balance of the Group II Senior Certificates in any Sub-Loan
Group immediately  preceding such Distribution  Date, and the denominator of which is the Stated Principal
Balance of the related  Group II Mortgage  Loans as of the  beginning  of the related Due Period,  exceeds such percentage as of the Cut-off Date, the Group II Senior  Prepayment  Percentage with respect to all of the Group II Senior Certificates will equal 100%.

         Group II Subordinate  Certificates:  The Group II Offered Subordinate  Certificates and the Group
II Non-Offered Subordinate Certificates.

         Group II Subordinate  Optimal  Principal  Amount:  With respect to any Distribution  Date and any
Sub-Loan Group in Loan Group II, an amount equal to the sum,  without  duplication,  of the following (but in no event  greater  than  the  aggregate  Certificate  Principal  Balance  of the  Group II  Subordinate
Certificates immediately prior to such Distribution Date):

         (i)      the Group II Subordinate  Percentage of the principal portion of all Scheduled  Payments due on each  outstanding  Mortgage Loan in the related Sub-Loan Group on the related Due Date as specified in the  amortization  schedule at the time  applicable  thereto (after  adjustment for previous  Principal
Prepayments  but before any  adjustment  to such  amortization  schedule  by reason of any  bankruptcy  or similar proceeding or any moratorium or similar waiver or grace period);

         (ii)     the Group II Subordinate  Prepayment  Percentage of the Stated Principal Balance of each
Group II Mortgage  Loan in the related  Sub-Loan  Group that was the subject of a Principal  Prepayment in full received by the Servicers during the related Prepayment Period;

         (iii)    the Group II Subordinate  Prepayment  Percentage of the amount of all Partial  Principal
Prepayments  of  principal  received  in respect of the Group II Mortgage  Loans in the  related  Sub-Loan
Group during the applicable Prepayment Period;

         (iv)     the excess,  if any,  of (a) all Net  Liquidation  Proceeds  and  Subsequent  Recoveries
allocable  to  principal  received  during the  related  Prepayment  Period in respect of each  Liquidated
Mortgage Loan in the related  Sub-Loan Group over (b) the sum of the amounts  distributable  to the Senior
Certificates  in the related  Certificate  Group  pursuant to clause  (iv) of the  definition  of Group II
Senior Optimal Principal Amount on such Distribution Date;

         (v)      the Group II Subordinate  Prepayment  Percentage of the sum of (a) the Stated  Principal
Balance of each Group II Mortgage  Loan in the related  Sub-Loan  Group that was  purchased by the Sponsor in connection with such  Distribution  Date and (b) the difference,  if any,  between the Stated Principal
Balance of a Group II Mortgage  Loan in the related  Sub-Loan  Group that has been replaced by the Sponsor with a Substitute  Mortgage Loan pursuant to the Mortgage Loan Purchase  Agreement in connection with such
Distribution Date over the Stated Principal Balance of such Substitute Mortgage Loan; and

         (vi)     on the  Distribution  Date on which the  Certificate  Principal  Balances  of the Senior
Certificates in the related  Certificate  Group have all been reduced to zero, 100% of the Group II Senior
Optimal  Principal  Amount  for  such  Group II  Senior  Certificates.  After  the  aggregate  Certificate
Principal  Balance of the  Subordinate  Certificates  has been reduced to zero,  the Group II  Subordinate
Optimal Principal Amount shall be zero.

         Group II  Subordinate  Percentage:  With respect to each Sub-Loan Group included in Loan Group II on any Distribution Date, 100% minus the Group II Senior Percentage for the related Certificate Group.

         Group II  Subordinate  Prepayment  Percentage:  With respect to each Sub-Loan  Group  included in
Loan Group II on any  Distribution  Date,  100% minus the Senior  Prepayment  Percentage  for the  related
Certificate Group.

         Holder:  The  Person in whose name a  Certificate  is  registered  in the  Certificate  Register, except  that,  subject to Sections  11.02(b)  and  11.05(e),  solely for the purpose of giving any consent pursuant  to this  Agreement,  any  Certificate  registered  in the  name  of the  Depositor,  the  Master
Servicer,  the Securities  Administrator or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional  Undivided  Interest  evidenced  thereby shall not be taken into account in determining  whether the requisite  percentage of Fractional  Undivided  Interests necessary to effect any such consent has been obtained.

         Homebanc:  HomeBanc Mortgage Corporation, and its successor in interest.

         Homebanc  Servicing  Agreement:  The Purchase,  Warranties and Servicing  Agreement,  dated as of
January 1, 2004,  as amended by the Amended and  Restated  Amendment  No. 1, dated as of January 27, 2006, between Homebanc and EMC, attached hereto as Exhibit H-5 and by the related Assignment Agreement.

         HSBC: HSBC Mortgage Corporation (USA), and its successor in interest.

         HSBC  Servicing  Agreement:   The  Amended  and  Restated  Purchase,   Warranties  and  Servicing
Agreement,  dated as of September 1, 2005,  as amended by Amendment  Reg AB, dated as of November 7, 2005, between HSBC and EMC, attached hereto as Exhibit H-6 and by the related Assignment Agreement.

         Indemnified  Persons:  The  Trustee,  the Master  Servicer,  each  Custodian  and the  Securities
Administrator and their officers,  directors,  agents and employees and, with respect to the Trustee,  any separate co-trustee and its officers, directors, agents and employees.

         Index:  The  index,  if any,  specified  in a Mortgage  Note by  reference  to which the  related
Mortgage Interest Rate will be adjusted from time to time.

         Individual  Certificate:  Any  Private  Certificate  registered  in the name of the Holder  other than the Depository or its nominee.

         Initial  Certification:  The  certification  substantially  in the  form  of  Exhibit  One to the related Custodial Agreement.

         Institutional  Accredited Investor:  Any Person meeting the requirements of Rule 501(a)(l),  (2),
(3) or (7) of  Regulation  D under the  Securities  Act or any entity  all of the equity  holders in which come within such paragraphs.

         Insurance  Policy:  With respect to any Mortgage  Loan,  any standard  hazard  insurance  policy, flood insurance policy or title insurance policy.

         Insurance  Proceeds:  Amounts  paid by the  insurer  under  any  Insurance  Policy  covering  any
Mortgage  Loan or  Mortgaged  Property  other  than  amounts  required  to be paid  over to the  Mortgagor pursuant to law or the  related  Mortgage  Note or  Security  Instrument  and other than  amounts  used to repair or restore  the  Mortgaged  Property  or to  reimburse  insured  expenses,  including  the  related
Servicer's costs and expenses  incurred in connection with presenting  claims under the related  Insurance
Policies.

         Interest  Accrual  Period:  With respect to each  Distribution  Date,  for each Class of Group II
Certificates,  the  calendar  month  preceding  the month in which  such  Distribution  Date  occurs.  The
Interest  Accrual Period for the Group I Offered  Certificates  and the Class I-B-3  Certificates  will be the period from and  including the  preceding  Distribution  Date (or from and including the Closing Date, in the case of the first  Distribution  Date) to and including  the day prior to the current  Distribution
Date.

         Interest  Adjustment  Date:  With respect to a Mortgage Loan, the date, if any,  specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

         Interest  Carryforward  Amount: As of the first  Distribution Date and with respect to each Class of Group I Offered  Certificates and the Class I-B-3  Certificates,  zero, and for each  Distribution Date thereafter,  the sum of (i) the excess of (a) the Current  Interest  for such Class with  respect to prior
Distribution  Dates over (b) the amount  actually  distributed to such Class of Group I Certificates  with respect to interest on or after such prior  Distribution  Dates and (ii)  interest  thereon (to the extent permitted by applicable law) at the applicable  Pass-Through  Rate for such Class for the related Interest
Accrual Period including the Interest Accrual Period relating to such Distribution Date.

         Interest Funds:  For any Distribution  Date and Loan Group I, (i) the sum,  without  duplication, of (a) all  scheduled  interest  collected  in respect to the related  Group I Mortgage  Loans  during the related Due Period less the related  Servicing  Fee, (b) all Monthly  Advances  relating to interest  with respect to the related Group I Mortgage  Loans  remitted by the related  Servicer or Master  Servicer,  as applicable,  on or prior to the related Distribution  Account Deposit Date, (c) all Compensating  Interest
Payments  with respect to the Group I Mortgage  Loans and  required to be remitted by the Master  Servicer pursuant to this  Agreement  or the related  Servicer  pursuant to the related  Servicing  Agreement  with respect to such Distribution  Date, (d) Liquidation  Proceeds with respect to the related Group I Mortgage
Loans collected during the related  Prepayment  Period (or, in the case of Subsequent  Recoveries,  during the related  Prepayment  Period) to the extent  such  Liquidation  Proceeds  relate to  interest,  (e) all amounts  relating to interest with respect to each related Group I Mortgage Loan  purchased by EMC (on its own behalf as a Seller  and on behalf of Master  Funding)  pursuant  to  Sections  2.02 and 2.03 or by the
Depositor  pursuant to Section  3.21  during the  related  Due  Period,  and (f) all amounts in respect of interest  paid by EMC  pursuant  to  Section  10.01 in respect to Loan Group I, in each case to the extent remitted by EMC or its designee,  as applicable,  to the Distribution  Account pursuant to this Agreement, and (g) the interest  proceeds received from the exercise of an optional  termination  pursuant to Section
10.01  minus  (ii)  all  amounts  required  to be  reimbursed  pursuant  to  Sections  4.01 and 4.05 or as otherwise set forth in this Agreement and allocated to Loan Group I.

         Interest Only  Certificates:  Each of the Class  II-1X-1,  Class II-2X-1,  Class  II-2X-2,  Class
II-2X-3, Class II-2X-4, Class II-2X-5, Class II-3X-1 and Class II-BX-1 Certificates.

         Interest  Shortfall:  With respect to any  Distribution  Date and each  Mortgage Loan that during the related  Prepayment  Period was the  subject of a Principal  Prepayment  or  constitutes  a Relief Act
Mortgage Loan, an amount determined as follows:

         (a)               Partial Principal  Prepayments  received during the relevant Prepayment Period:
The  difference  between  (i) one  month's  interest  at the  applicable  Net Rate on the  amount  of such prepayment  and (ii) the  amount of interest for the calendar  month of such  prepayment  (adjusted to the applicable Net Rate) received at the time of such prepayment;

         (b)      Principal  Prepayments  in full  received  during the relevant  Prepayment  Period:  The difference  between (i) one month's  interest at the applicable Net Rate on the Stated  Principal  Balance of such  Mortgage  Loan  immediately  prior to such  prepayment  and  (ii) the  amount of interest for the calendar  month of such  prepayment  (adjusted to the  applicable  Net Rate)  received at the time of such prepayment; and

         (c)      Relief Act  Mortgage  Loans:  As to any Relief Act Mortgage  Loan,  the excess of (i) 30 days'  interest (or, in the case of a Principal  Prepayment in full,  interest to the date of  prepayment)
on the Stated  Principal  Balance  thereof  (or, in the case of a  Principal  Prepayment  in part,  on the amount so prepaid) at the related Net Rate over  (ii) 30  days'  interest  (or, in the case of a Principal
Prepayment  in full,  interest to the date of  prepayment)  on such Stated  Principal  Balance (or, in the case of a Principal  Prepayment  in part,  on the amount so prepaid) at the annual  interest rate required to be paid by the Mortgagor as limited by application of the Relief Act.

         Interim  Certification:  The  certification  substantially  in the  form  of  Exhibit  Two to the related Custodial Agreement.

         Investment  Letter: The letter to be furnished by each  Institutional  Accredited  Investor which purchases any of the Private  Certificates  in connection  with such purchase,  substantially  in the form set forth as Exhibit F-1 hereto.

         LIBOR  Business  Day:  Any day  other  than a  Saturday  or a Sunday  or a day on  which  banking institutions in the city of London, England are required or authorized by law to be closed.

         LIBOR  Determination  Date: With respect to each Class of Offered  Certificates and for the first
Interest  Accrual  Period,  October 27, 2006. With respect to each Class of Offered  Certificates  and any
Interest  Accrual  Period  thereafter,  the second LIBOR Business Day preceding the  commencement  of such
Interest Accrual Period.

         Liquidated  Mortgage  Loan:  Any  defaulted  Mortgage Loan as to which the Servicer or the Master
Servicer has  determined  that all amounts it expects to recover from or on account of such  Mortgage Loan have been recovered.

         Liquidation  Date:  With respect to any  Liquidated  Mortgage  Loan, the date on which the Master
Servicer or the Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

         Liquidation  Expenses:  With respect to a Mortgage  Loan in  liquidation,  unreimbursed  expenses paid or incurred  by or for the account of the Master  Servicer  or the  Servicer in  connection  with the liquidation  of such  Mortgage  Loan and the  related  Mortgage  Property,  such  expenses  including  (a)
property  protection  expenses,  (b) property sales expenses,  (c)  foreclosure and sale costs,  including court costs and  reasonable  attorneys'  fees,  and (d) similar  expenses  reasonably  paid or incurred in connection with liquidation.

         Liquidation  Proceeds:  Amounts  received  in  connection  with the  liquidation  of a  defaulted
Mortgage Loan,  whether  through  trustee's  sale,  foreclosure  sale,  Insurance  Proceeds,  condemnation proceeds or otherwise and Subsequent Recoveries.

         Loan Group:  Loan Group I or Loan Group II, as applicable.

         Loan Group I:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         Loan Group II: Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3.

         Loan-to-Value  Ratio:  With  respect  to  any  Mortgage  Loan,  the  fraction,   expressed  as  a
percentage,  the  numerator of which is the original  principal  balance of the related  Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

         Loss Allocation Limitation:  The meaning specified in Section 6.04(c) hereof.

         Loss Severity  Percentage:  With respect to any Distribution  Date, the percentage  equivalent of a fraction,  the numerator of which is the amount of Realized  Losses  incurred on a Mortgage Loan and the denominator  of which is the Stated  Principal  Balance of such  Mortgage  Loan  immediately  prior to the liquidation of such Mortgage Loan.

         Lost Notes:  The original  Mortgage  Notes that have been lost, as indicated on the Mortgage Loan
Schedule.

         Margin:  With  respect  to any  Distribution  Date on or prior  to the  first  possible  optional termination  date for the Group I  Certificates  and (i) the Class I-A-1  Certificates,  0.170% per annum,
(ii) the Class  I-A-2  Certificates,  0.220% per annum,  (iii) the Class  I-M-1  Certificates,  0.310% per annum, (iv) the Class I-M-2 Certificates,  0.450% per annum, (v) the Class I-B-1 Certificates,  1.150% per annum,  (vi) the Class  I-B-2  Certificates,  2.150% per annum,  and (vii) the Class  I-B-3  Certificates,
2.150% per annum; and with respect to any distribution date after the first possible optional  termination date for the Group I Certificates and (i) the Class I-A-1  Certificates,  0.340% per annum, (ii) the Class
I-A-2  Certificates,  0.440% per annum,  (iii) the Class I-M-1  Certificates,  0.465% per annum,  (iv) the
Class I-M-2 Certificates,  0.675% per annum, (v) the Class I-B-1 Certificates,  1.725% per annum, (vi) the
Class I-B-2 Certificates, 3.225% per annum, and (vii) the Class I-B-3 Certificates, 3.225% per annum.

         Marker Rate:  With respect to the Class B-IO  Certificates  or REMIC IV Regular  Interest  B-IO-I
and any Distribution Date, in relation to the REMIC III Regular  Interests,  a per annum rate equal to two
(2) times the weighted average of the  Uncertificated  REMIC III Pass-Through  Rates for REMIC III Regular
Interest LT2 and REMIC III Regular Interest LT3.

         With  respect to REMIC IV Regular  Interest  II-B-1 and any  Distribution  Date,  in  relation to
REMIC II Regular  Interests  LT1,  LT2,  LT3 and LT4, a per annum rate equal to two (2) times the weighted average of the  Uncertificated  REMIC II Pass-Through Rates for REMIC II Regular Interest LT2 and REMIC II
Regular Interest LT3.

         Master  Servicer:   As  of  the  Closing  Date,  Wells  Fargo  Bank,  National  Association  and,
thereafter,  its  respective  successors  in  interest  that  meet  the  qualifications  of the  Servicing
Agreements and this Agreement.

         Master Servicer Information:  As defined in Section 3.18(c).

         Master Funding:  Master Funding LLC, a Delaware  limited  liability  company,  and its successors and assigns, in its capacity as seller of the Master Funding Mortgage Loans to the Depositor.

         Master  Funding  Mortgage  Loans:  The Mortgage  Loans  identified  as such on the Mortgage  Loan
Schedule for which Master Funding is the applicable Seller.

         Master Servicing Compensation:  The meaning specified in Section 3.14.

         Material Defect:  The meaning specified in Section 2.02(a).

         Maximum  Lifetime  Mortgage Rate: The maximum level to which a Mortgage  Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MERS:  Mortgage  Electronic  Registration  Systems,  Inc., a  corporation  organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS® System: The system of recording  transfers of Mortgage Loans  electronically  maintained by
MERS.

         Mid America: Mid America Bank, fsb, and its successor in interest.

         Mid America Servicing Agreement:  The Purchase,  Warranties and Servicing Agreement,  dated as of
February 1, 2006,  as amended by Amendment  No. 1 to the Purchase,  Warranties  and  Servicing  Agreement,
dated as of February 1, 2006,  between  Mid  America  and EMC,  attached  hereto as Exhibit H-7 and by the related Assignment Agreement.

         MIN: The Mortgage  Identification  Number for Mortgage  Loans  registered  with MERS on the MERS®
System.

         Minimum  Lifetime  Mortgage Rate: The minimum level to which a Mortgage  Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MOM Loan:  With  respect to any Mortgage  Loan,  MERS acting as the  mortgagee  of such  Mortgage
Loan,  solely as nominee for the originator of such Mortgage Loan and its  successors and assigns,  at the origination thereof.

         Monthly  Advance:  An advance of  principal  or interest  required  to be made by the  applicable
Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.08.

         Monthly Statement:  The statement delivered to the Certificateholders pursuant to Section 6.07.

         Monthly Delinquency  Percentage:  With respect to a Distribution Date, the percentage  equivalent of a fraction,  the numerator of which is the aggregate Stated  Principal  Balance of the Group I Mortgage
Loans that are 60 days or more  Delinquent or are in bankruptcy or  foreclosure  or are REO Properties for such  Distribution  Date and the denominator of which is the aggregate Stated Principal Balance of Group I
Mortgage Loans for such Distribution Date.

         Moody's:  Moody's Investors Service, Inc. or its successor in interest.

         Mortgage:  The mortgage,  deed of trust or other instrument  creating a first priority lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Loan.

         Mortgage  File:  The mortgage  documents  listed in  Section 2.01(b)  pertaining  to a particular
Mortgage  Loan and any  additional  documents  required to be added to the Mortgage  File pursuant to this
Agreement.

         Mortgage  Interest  Rate:  The annual  rate at which  interest  accrues  from time to time on any
Mortgage  Loan  pursuant to the related  Mortgage  Note,  which rate is initially  equal to the  "Mortgage
Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

         Mortgage  Loan:  A mortgage  loan  transferred  and  assigned to the Trustee  pursuant to Section
2.01,  Section 2.04 or Section 2.07 and held as a part of the Trust Fund,  as  identified  in the Mortgage
Loan Schedule (which shall include,  without limitation,  with respect to each Mortgage Loan, each related
Mortgage  Note,  Mortgage and Mortgage  File and all rights  appertaining  thereto),  including a mortgage loan the property securing which has become an REO Property.

         Mortgage Loan Purchase  Agreement:  The Mortgage Loan Purchase  Agreement dated as of October 31,
2006, among EMC, as a seller,  Master Funding,  as a seller, and Structured Asset Mortgage  Investments II
Inc., as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit J.

         Mortgage  Loan  Schedule:  The  schedule,  attached  hereto  as  Exhibit B  with  respect  to the
Mortgage  Loans,  as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as the case may be.

         Mortgage  Note:  The  originally  executed  note  or  other  evidence  of the  indebtedness  of a
Mortgagor under the related Mortgage Loan.

         Mortgaged  Property:  Land and  improvements  securing the  indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Interest Shortfall:  With respect to any Distribution Date, the Interest  Shortfall,  if any,
for such  Distribution  Date net of Compensating  Interest Payments made with respect to such Distribution
Date.

         Net  Liquidation  Proceeds:  As to any  Liquidated  Mortgage  Loan,  Liquidation  Proceeds net of
(i) Liquidation  Expenses which are payable therefrom to the Servicer or the Master Servicer in accordance with the  Servicing  Agreement or this  Agreement  and  (ii) unreimbursed  advances by the Servicer or the
Master Servicer and Monthly Advances.

         Net Rate:  With respect to each  Mortgage  Loan,  the Mortgage  Interest Rate in effect from time to time less the Servicing Fee Rate expressed as a per annum rate.

         Net Rate  Cap:  For any  Distribution  Date and the Group I  Offered  Certificates  and the Class
I-B-3  Certificates,  the  weighted  average  of the Net  Rates of the  Group I  Mortgage  Loans as of the
beginning of the related Due Period,  weighted on the basis of the Stated  Principal  Balances  thereof as of the preceding  Distribution  Date, in each case as adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual  number of days elapsed in the related  Interest
Accrual Period.

         NIM Issuer:  The entity established as the issuer of the NIM Securities.

         NIM  Securities:  Any  debt  securities  secured  or  otherwise  backed  by  some  or  all of the
Certificates, including the Class R-X Certificate.

         NIM Trustee:  The trustee for the NIM Securities.

         Non-Offered Subordinate  Certificates:  The Group I Non-Offered Subordinate  Certificates and the
Group II Non-Offered Subordinate Certificates.

         Nonrecoverable  Advance:  Any advance or Monthly  Advance  (i) which  was  previously  made or is proposed to be made by the Master  Servicer,  the Trustee (in its capacity as successor  Master  Servicer)
or the  applicable  Servicer  and  (ii) which,  in the good faith  judgment  of the Master  Servicer,  the
Trustee in its capacity as  successor  Master  Servicer or the  applicable  Servicer,  will not or, in the case of a  proposed  advance or  Monthly  Advance,  would not,  be  ultimately  recoverable  by the Master
Servicer,  the  Trustee (as  successor  Master  Servicer)  or the  applicable  Servicer  from  Liquidation
Proceeds,  Insurance  Proceeds or future  payments on the Mortgage  Loan for which such advance or Monthly
Advance was made or is proposed to be made.

         Notional  Amount:  The Notional Amount of (i) the Class II-1X-1  Certificates  immediately  prior to any  Distribution  Date is equal to the aggregate  Certificate  Principal  Balance of the Class II-1A-1
Certificates and the Class II-1A-2  Certificates,  (ii) the Class II-2X-1  Certificates  immediately prior to any Distribution  Date is equal to the aggregate  Certificate  Principal  Balance of the Class II-2A-1A
Certificates and the Class II-2A-2  Certificates,  (iii) each of the Class II-2X-2,  Class II-2X-3,  Class
II-2X-4  and  Class  II-2X-5  immediately  prior to any  Distribution  Date is  equal  to the  Certificate
Principal  Balance of the Class II-2A-1B  Certificates,  (iv) the Class II-3X-1  Certificates  immediately prior to any  Distribution  Date is equal to the  aggregate  Certificate  Principal  Balance  of the Class
II-3A-1 Certificates and the Class II-3A-2  Certificates,  (v) the Class II-BX-1 Certificates  immediately prior  to any  Distribution  Date is  equal to the  Certificate  Principal  Balance  of the  Class  II-B-1
Certificates and (vi) the Class B-IO  Certificates  immediately prior to any Distribution Date is equal to the aggregate of the Uncertificated Principal Balances of the REMIC III Regular Interests.

         Offered Certificates:  The Group I Offered Certificates and the Group II Offered Certificates.

         Offered  Subordinate  Certificates:  The Group I Offered  Subordinate  Certificates and the Group
II Offered Subordinate Certificates.

         Officer's  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board,  the President or a Vice President or Assistant Vice President or other  authorized  officer of the Master  Servicer,  the Sellers,  any Servicer or the Depositor,  as  applicable,  and delivered to the
Trustee, as required by this Agreement.

         One-Month  LIBOR:  With  respect to any  Interest  Accrual  Period,  the rate  determined  by the
Securities  Administrator  on the  related  LIBOR  Determination  Date on the  basis  of the rate for U.S.
dollar  deposits for one month that appears on Telerate  Screen Page 3750 as of 11:00 a.m.  (London  time)
on such LIBOR  Determination  Date;  provided that the parties hereto acknowledge that One-Month LIBOR for the first Interest Accrual Period shall the rate determined by the Securities  Administrator  two Business
Days  prior to the  Closing  Date.  If such rate does not  appear on such page (or such  other page as may replace  that page on that  service,  or if such  service is no longer  offered,  such other  service  for displaying  One-Month  LIBOR  or  comparable  rates  as  may be  reasonably  selected  by  the  Securities
Administrator),  One-Month  LIBOR for the  applicable  Interest  Accrual Period will be the Reference Bank
Rate. If no such  quotations  can be obtained by the Securities  Administrator  and no Reference Bank Rate
is  available,  One-Month  LIBOR will be One-Month  LIBOR  applicable to the  preceding  Interest  Accrual
Period.

         Opinion of  Counsel:  A written  opinion of counsel who is or are  acceptable  to the Trustee and who,  unless  required to be Independent (an "Opinion of Independent  Counsel"),  may be internal  counsel for the Company, the Master Servicer or the Depositor.

         Optional  Termination  Date:  With respect to (i) the Group I Mortgage  Loans,  the  Distribution
Date on which the aggregate  Stated  Principal  Balance of the Group I Mortgage  Loans is less than 20% of the Cut-off  Date  Balance as of the Closing  Date and (ii) with  respect to the Group II Mortgage  Loans, the Distribution  Date on which the aggregate  Stated Principal  Balance of the Group II Mortgage Loans is
less than 10% of the Cut-off Date Balance as of the Closing Date.

         Original  Group  II  Subordinate   Principal  Balance:  The  sum  of  the  aggregate  Certificate
Principal Balances of each Class of Group II Subordinate Certificates as of the Closing Date.

         Original  Value:  The lesser of (i) the  Appraised  Value or (ii) the  sales price of a Mortgaged
Property at the time of origination of a Mortgage  Loan,  except in instances  where either clauses (i) or
(ii) is  unavailable,  the other may be used to determine the Original  Value,  or if both clauses (i) and
(ii) are  unavailable,  Original Value may be determined from other sources  reasonably  acceptable to the
Depositor.

         Outstanding  Mortgage  Loan:  With respect to any Due Date, a Mortgage Loan which,  prior to such
Due Date,  was not the subject of a Principal  Prepayment  in full,  did not become a Liquidated  Mortgage
Loan and was not purchased or replaced.

         Outstanding  Principal Balance:  As of the time of any determination,  the principal balance of a
Mortgage Loan  remaining to be paid by the  Mortgagor,  or, in the case of an REO Property,  the principal balance of the related  Mortgage Loan  remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net  Liquidation  Proceeds with respect  thereto to the extent applied to principal.

         Overcollateralization  Amount:  With respect to any  Distribution  Date,  the excess,  if any, of
(a) the aggregate Stated Principal  Balance of the Group I Mortgage Loans for such  Distribution Date over
(b) the  aggregate  Certificate  Principal  Balance of the Group I Offered  Certificates,  the Class I-B-3
Certificates  and the Class XP  Certificates  on such  Distribution  Date (after  taking into  account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

         Overcollateralization  Release  Amount:  With respect to any  Distribution  Date is the lesser of
(x) the sum of the amounts  described in clauses (1) through (5) in the definition of Principal  Funds for such  Distribution  Date and (y) the  excess,  if any,  of (i) the  Overcollateralization  Amount for such
Distribution  Date (assuming that 100% of such Principal  Funds is applied as a principal  payment on such
Distribution  Date) over (ii) the  Overcollateralization  Target Amount for such  Distribution  Date (with the amount  pursuant  to clause (y)  deemed to be $0 if the  Overcollateralization  Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

         Overcollateralization  Target  Amount:  With  respect to any  Distribution  Date (a) prior to the
Stepdown Date,  0.70% of the aggregate  Stated  Principal  Balance of the Group I Mortgage Loans as of the
Cut-off Date,  (b) on or after the Stepdown  Date and if a Trigger Event is not in effect,  the greater of
(i) the lesser of (1) 0.70% of the aggregate  Stated  Principal  Balance of the Group I Mortgage  Loans as
of the Cut-off Date and (2) 1.40% of the then current  aggregate Stated  Principal  Balance of the Group I
Mortgage  Loans as of such  Distribution  Date and (ii)  $2,879,210  and (c) on or after the Stepdown Date and if a  Trigger  Event  is in  effect,  the  Overcollateralization  Target  Amount  for the  immediately preceding Distribution Date.

         Party   Participating   in  the   Servicing   Function:   Any  Person   performing   any  of  the
responsibilities set forth in Exhibit K.

         Pass-Through  Rate:  As to each  Class of  Certificates,  the  rate  of  interest  determined  as provided with respect  thereto in  Section 5.01(c).  Any monthly  calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

         Paying  Agent:  The  Securities  Administrator,  or its  successor in interest,  or any successor securities administrator appointed as herein provided.

         Periodic Rate Cap: With respect to each Mortgage  Loan, the maximum  adjustment  that can be made to the Mortgage  Interest Rate on each Interest  Adjustment Date in accordance with its terms,  regardless of changes in the applicable Index.

         Permitted  Investments:  Any one or more of the following  obligations or securities  held in the name of the Trustee for the benefit of the Certificateholders:

                  (i)      direct  obligations  of, and  obligations the timely payment of which are fully guaranteed  by the  United  States of America or any  agency or  instrumentality  of the United  States of
America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii)     (a) demand or time deposits,  federal funds or bankers'  acceptances  issued by any depository  institution or trust company  incorporated  under the laws of the United States of America or any state thereof  (including the Trustee,  the Securities  Administrator or the Master Servicer or its
Affiliates  acting in its  commercial  banking  capacity) and subject to  supervision  and  examination by federal and/or state banking  authorities,  provided that the commercial  paper and/or the short-term debt rating and/or the long-term  unsecured debt  obligations of such  depository  institution or trust company at the  time of such  investment  or  contractual  commitment  providing  for  such  investment  have  the
Applicable  Credit  Rating or better from each Rating  Agency and (b) any other  demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii)    repurchase  obligations  with respect to (a) any  security  described in clause
(i) above or (b) any other  security  issued or guaranteed by an agency or  instrumentality  of the United
States of America,  the  obligations of which are backed by the full faith and credit of the United States of America,  in either  case  entered  into with a  depository  institution  or trust  company  (acting as principal)  described in clause  (ii)(a) above where the  Securities  Administrator  holds the security in the name of the Trustee therefor;

                  (iv)     securities  bearing  interest or sold at a discount  issued by any  corporation
(including  the  Trustee,  the  Securities  Administrator  or  the  Master  Servicer  or  its  Affiliates)
incorporated  under  the  laws of the  United  States  of  America  or any  state  thereof  that  have the
Applicable  Credit Rating or better from each Rating Agency at the time of such  investment or contractual commitment  providing for such investment;  provided,  however,  that securities  issued by any particular corporation will not be Permitted  Investments to the extent that investments  therein will cause the then outstanding  principal  amount of securities  issued by such  corporation and held as part of the Trust to exceed 10% of the  aggregate  Outstanding  Principal  Balances  of all the  Mortgage  Loans and  Permitted
Investments held as part of the Trust;

                  (v)      commercial paper (including both non-interest-bearing  discount obligations and interest-bearing  obligations  payable on demand or on a  specified  date not more than one year after the date of issuance  thereof)  having the  Applicable  Credit Rating or better from each Rating Agency at the time of such investment;

                  (vi)     a  Reinvestment  Agreement  issued  by any  bank,  insurance  company  or other corporation or entity;

                  (vii)    any  other  demand,  money  market or time  deposit,  obligation,  security  or investment  as may be  acceptable  to each Rating  Agency as evidenced in writing by each Rating Agency to the Trustee and the Securities Administrator; and

                  (viii)   interests in any money market fund  (including any such fund managed or advised by the Trustee,  the Securities  Administrator  or the Master Servicer or any affiliate  thereof) which at the date of  acquisition  of the interests in such fund and throughout the time such interests are held in such fund has the highest  applicable  short term rating by each Rating  Agency  rating such funds or such lower rating as will not result in the  downgrading  or  withdrawal  of the ratings  then  assigned to the
Certificates  by each Rating Agency,  as evidenced in writing;  provided,  however,  that no instrument or security  shall be a Permitted  Investment  if such  instrument  or security  evidences a right to receive only interest  payments with respect to the  obligations  underlying  such  instrument or if such security provides  for payment of both  principal  and  interest  with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

         Permitted  Transferee:  Any Person other than a Disqualified  Organization  or an "electing large partnership" (as defined by Section 775 of the Code).

         Person:  Any  individual,   corporation,   partnership,   joint  venture,  association,   limited
liability company,  joint-stock company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

         Physical Certificates:  The Residual Certificates and the Private Certificates.

         Plan:  The meaning specified in Section 5.07(a).

         Prepayment  Charge:  With respect to any Mortgage Loan,  the charges or premiums,  if any, due in connection  with a full or partial  prepayment of such Mortgage Loan in accordance  with the terms thereof and described in the Mortgage Loan Schedule.

         Prepayment  Charge  Loan:  Any  Group I  Mortgage  Loan  for  which a  Prepayment  Charge  may be assessed and to which such Prepayment  Charge the Class XP Certificates are entitled,  as indicated on the
Mortgage Loan Schedule.

         Prepayment  Interest  Shortfall:  With respect to any  Distribution  Date, for each Mortgage Loan that was the  subject of a Partial  Principal  Prepayment  or a  Principal  Prepayment  in full during the related  Prepayment  Period (other than a Principal  Prepayment in full  resulting  from the purchase of a
Group I Mortgage  Loan pursuant to Section  2.02,  2.03,  3.21 or 10.01  hereof),  the amount,  if any, by which (i) one month's  interest at the applicable Net Rate on the Stated  Principal  Balance of such Group
I Mortgage Loan immediately prior to such prepayment or in the case of a Partial  Principal  Prepayment on the amount of such  prepayment  exceeds (ii) the amount of interest paid or collected in  connection  with such Principal Prepayment less the sum of (a) any Prepayment Charges and (b) the related Servicing Fee.

         Prepayment  Period:  With  respect to the  Mortgage  Loans for which EMC is the Servicer and with respect to a  Distribution  Date and (i) Principal  Prepayments in full, the period from the sixteenth day of the calendar  month  preceding the calendar  month in which such  Distribution  Date occurs through the close of business on the fifteenth day of the calendar month in which such Distribution  Date occurs,  and
(ii) Liquidation  Proceeds,  Realized Losses,  Subsequent  Recoveries and Partial  Prepayments,  the prior calendar  month;  and in the case of the Mortgage Loans for which EMC is not the Servicer,  such period as is provided in the related Servicing Agreement with respect to the related Mortgage Loans.

         Primary  Mortgage  Insurance  Policy:  Any primary mortgage  guaranty  insurance policy issued in connection  with a Mortgage  Loan which  provides  compensation  to a Mortgage Note holder in the event of default  by the  obligor  under such  Mortgage  Note or the  related  Security  Instrument,  if any or any replacement  policy therefor  through the related  Interest  Accrual Period for such  Class relating  to a
Distribution Date.

         Principal  Distribution  Amount:  With respect to each Distribution  Date, an amount equal to the excess of (i) sum of  (a) the  Principal  Funds  for such  Distribution  Date and (b) any Extra  Principal
Distribution  Amount for such  Distribution  Date over (ii) any  Overcollateralization  Release Amount for such Distribution Date.

         Principal Funds: the sum, without duplication, of

         1.       the Scheduled  Principal  collected on the Group I Mortgage Loans during the related Due
                  Period or advanced on or before the related servicer advance date,

         2.       prepayments  in  respect  of the Group I  Mortgage  Loans  exclusive  of any  Prepayment
                  Charges, collected in the related Prepayment Period,

         3.       the Stated  Principal  Balance of each Group I Mortgage Loan that was repurchased by the
                  Depositor or the related Servicer during the related Due Period,

         4.       the amount,  if any, by which the aggregate unpaid  principal  balance of any Substitute
                  Mortgage  Loans is less than the  aggregate  unpaid  principal  balance  of any  deleted mortgage loans  delivered by the related  Servicer in connection  with a substitution of a Group I Mortgage Loan during the related Due Period,

         5.       all  Liquidation  Proceeds  collected  during the related  Prepayment  Period (or in the case of  Subsequent  Recoveries,  during the related  Prepayment  Period) on the Group I
                  Mortgage Loans, to the extent such  Liquidation  Proceeds relate to principal,  less all related  Nonrecoverable  Advances  relating to principal  reimbursed  during the related
                  Due Period, and

         6.       the  principal  portion of the  purchase  price of the assets of the Trust  allocated to
                  Loan  Group I upon the  exercise  by EMC or its  designee  of its  optional  termination right with respect to the Group I Mortgage Loans, minus

         7.                any amounts payable to or required to be reimbursed to EMC, the Depositor,  any
                  Servicer,   the  Master  Servicer,   any  Custodian,   the  Trustee  or  the  Securities
                  Administrator and allocated to Loan Group I, as provided in the Agreement.

         Principal  Prepayment:  Any payment  (whether  partial or full) or other recovery of principal on a Mortgage  Loan which is  received  in advance  of its  scheduled  Due Date to the extent  that it is not accompanied by an amount as to interest  representing  scheduled  interest due on any date or dates in any month or months  subsequent  to the month of  prepayment,  including  Insurance  Proceeds  and  Repurchase
Proceeds,  but  excluding  the  principal  portion  of Net  Liquidation  Proceeds  received  at the time a
Mortgage Loan becomes a Liquidated Mortgage Loan.

         Private  Certificates:  The Class I-B-3,  Class B-IO,  Class XP, Class  II-B-4,  Class II-B-5 and
Class II-B-6 Certificates.

         Prospectus:  The  prospectus,   dated  October  23,  2006,  as  supplemented  by  the  prospectus supplement  dated October 30, 2006 (as the same may  be supplemented  from time to time),  relating to the offering of the Offered Certificates.

         Protected Account:  An account  established and maintained for the benefit of  Certificateholders by each Servicer with respect to the related  Mortgage Loans and with respect to REO Property  pursuant to the related Servicing Agreement.

         QIB: A Qualified  Institutional  Buyer as defined in Rule 144A  promulgated  under the Securities
Act.

         Qualified  Insurer:  Any insurance  company duly qualified as such under the laws of the state or states  in  which  the  related  Mortgaged  Property  or  Mortgaged  Properties  is or are  located,  duly authorized  and licensed in such state or states to transact  the type of  insurance  business in which it is engaged and  approved as an insurer by the Master  Servicer,  so long as the claims  paying  ability of which is acceptable to the Rating  Agencies for  pass-through  certificates  having the same rating as the
Certificates rated by the Rating Agencies as of the Closing Date.

         Rating Agencies:  Moody's, Fitch and S&P.

         Realized  Loss:  Any  (i) Bankruptcy  Loss or (ii) as to any  Liquidated  Mortgage  Loan, (x) the
Outstanding  Principal  Balance of such Liquidated  Mortgage Loan plus accrued and unpaid interest thereon at the  Mortgage  Interest  Rate  through  the last day of the  month  of such  liquidation,  less (y) the related Net  Liquidation  Proceeds with respect to such Mortgage Loan and the related  Mortgaged  Property that are  allocated to  principal.  In addition,  to the extent the Master  Servicer  receives  Subsequent
Recoveries  with  respect to any  Mortgage  Loan,  the amount of the  Realized  Loss with  respect to that
Mortgage  Loan will be  reduced to the  extent  such  recoveries  are  applied  to reduce the  Certificate
Principal Balance of any Class of Certificates on any Distribution Date.

         Realized  Losses  on the  Group II  Mortgage  Loans  shall be  allocated  to the  REMIC I Regular
Interests as follows:  (1) The interest  portion of Realized  Losses and Net  Interest  Shortfalls  on the
Sub-Loan Group II-1 Loans,  if any, shall be allocated  between REMIC I Regular  Interests Y-1 and Z-1 pro rata  according  to the amount of interest  accrued but unpaid  thereon,  in  reduction  thereof;  (2) the interest  portion of Realized  Losses and Net Interest  Shortfalls  on the Sub-Loan  Group II-2 Loans,  if
any,  shall be allocated  between REMIC I Regular  Interests Y-2 and Z-2 pro rata  according to the amount of interest  accrued but unpaid  thereon,  in  reduction  thereof;  (3) the  interest  portion of Realized
Losses and Net Interest  Shortfalls on the Sub-Loan Group II-3 Loans,  if any, shall be allocated  between
REMIC I Regular  Interests  Y-3 and Z-3 pro rata  according  to the amount of interest  accrued but unpaid thereon,  in  reduction  thereof  Any  interest  portion of such  Realized  Losses in excess of the amount allocated  pursuant to the preceding  sentence shall be treated as a principal  portion of Realized Losses not  attributable  to any specific  Mortgage Loan in such Group and allocated  pursuant to the  succeeding sentences.  The  principal  portion of Realized  Losses with respect to the Group II Mortgage  Loans shall be allocated to the REMIC I Regular  Interests as follows:  (1) the principal  portion of Realized  Losses on the  Sub-Loan  Group II-1 Loans  shall be  allocated,  first,  to REMIC I Regular  Interest  Y-1 to the extent  of the REMIC I Y-1  Principal  Reduction  Amount  in  reduction  of the  Uncertificated  Principal
Balance of such Regular Interest and,  second,  the remainder,  if any, of such principal  portion of such
Realized  Losses  shall be allocated  to REMIC I Regular  Interest Z-1 in reduction of the  Uncertificated
Principal  Balance thereof;  (2) the principal portion of Realized Losses on the Sub-Loan Group II-2 Loans shall be  allocated,  first,  to REMIC I Regular  Interest Y-2 to the extent of the REMIC I Y-2  Principal
Reduction  Amount in reduction of the  Uncertificated  Principal  Balance of such  Regular  Interest  and, second,  the remainder,  if any, of such principal  portion of such Realized  Losses shall be allocated to
REMIC I Regular  Interest  Z-2 in reduction  of the  Uncertificated  Principal  Balance  thereof;  (3) the principal  portion of Realized  Losses on the  Sub-Loan  Group II-3 Loans shall be  allocated,  first,  to
REMIC I Regular  Interest Y-3 to the extent of the REMIC I Y-3 Principal  Reduction Amount in reduction of the  Uncertificated  Principal  Balance of such Regular  Interest and, second,  the remainder,  if any, of such  principal  portion of such  Realized  Losses shall be  allocated to REMIC I Regular  Interest Z-3 in reduction of the Uncertificated  Principal Balance thereof.  For any Distribution Date,  reductions in the
Uncertificated  Principal  Balances of each REMIC I Y and Z Regular  Interest  pursuant to this definition of  Realized  Loss shall be  determined,  and shall be deemed to occur,  prior to any  reductions  of such
Uncertificated Principal Balances by distributions on such Distribution Date.

         Record  Date:  For each Class of Group I Offered  Certificates  and the Class I-B-3  Certificates
and on any  Distribution  Date,  the Business Day preceding the  applicable  Distribution  Date so long as such Class of Certificates  remains in book-entry  form; and otherwise,  the close of business on the last
Business Day of the month  immediately  preceding the month of such  Distribution  Date. For each Class of
Group II Certificates,  the close of business on the last Business Day of the month immediately  preceding the month of such Distribution Date.

         Reference  Bank:  A leading  bank  selected by the  Securities  Administrator  that is engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

         Reference Bank Rate: With respect to any Interest Accrual Period,  the arithmetic  mean,  rounded upwards, if necessary,  to the nearest whole multiple of 0.03125%,  of the offered rates for United States dollar  deposits  for one month that are quoted by the  Reference  Banks as of 11:00  a.m.,  New York City
time,  on the related  interest  determination  date to prime banks in the London  interbank  market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of all
Classes  of Group I Offered  Certificates  and the Class  I-B-3  Certificates  for such  Interest  Accrual
Period,  provided  that at least two such  Reference  Banks  provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards,  if necessary,  to the nearest  whole  multiple  of  0.03125%,  of the rates  quoted by one or more major banks in New York City, selected by the  Securities  Administrator,  as of 11:00 a.m.,  New York City time, on such date for loans in U.S.  dollars to leading  European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of all Classes of Group I Offered Certificates and the Class
I-B-3 Certificates.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as such may be amended  from time to time,  and  subject to such  clarification  and interpretation as have been provided by the Commission in the adopting release  (Asset-Backed  Securities,
Securities  Act Release No.  33-8518,  70 Fed.  Reg.  1,506,  1,531 (Jan. 7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

         Reinvestment  Agreements:  One  or  more  reinvestment  agreements,   acceptable  to  the  Rating
Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

         Related Certificates:           (A)  For each  REMIC II  Regular  Interest  (other  than REMIC II
Regular  Interests  LT1, LT2, LT3 and LT4), the Class or Classes of  Certificates  shown opposite the name of such REMIC II Regular Interest in the following table:

------------------------------------------------------------ ---------------------------------------------------------
REMIC II Regular Interest                                    Classes of Certificates
------------------------------------------------------------ ---------------------------------------------------------
II-1A                                                        II-1A-1; II-1A-2; II-1X-1
------------------------------------------------------------ ---------------------------------------------------------
II-2A                                                        II-2A-1A; II-2A-2; II-2X-1
------------------------------------------------------------ ---------------------------------------------------------
II-2A-1B                                                     II-2A-1B; II-2X-2; II-2X-3; II-2X-4; II-2X-5
------------------------------------------------------------ ---------------------------------------------------------
II-3A                                                        II-3A-1; II-3A-2; II-3X-1
------------------------------------------------------------ ---------------------------------------------------------
II-B-2                                                       II-B-2
------------------------------------------------------------ ---------------------------------------------------------
II-B-3                                                       II-B-3
------------------------------------------------------------ ---------------------------------------------------------
II-B-4                                                       II-B-4
------------------------------------------------------------ ---------------------------------------------------------
II-B-5                                                       II-B-5
------------------------------------------------------------ ---------------------------------------------------------
II-B-6                                                       II-B-6
------------------------------------------------------------ ---------------------------------------------------------

         (C) For each REMIC IV Regular  Interest,  the Class or Classes  of  Certificates  shown  opposite the name of such REMIC IV Regular Interest in the following table:

------------------------------------------------------------ ---------------------------------------------------------
REMIC IV Regular Interest                                    Classes of Certificates
------------------------------------------------------------ ---------------------------------------------------------
I-A-1                                                        I-A-1
------------------------------------------------------------ ---------------------------------------------------------
I-A-2                                                        I-A-2
------------------------------------------------------------ ---------------------------------------------------------
I-M-1                                                        I-M-1
------------------------------------------------------------ ---------------------------------------------------------
I-M-2                                                        I-M-2
------------------------------------------------------------ ---------------------------------------------------------
I-B-1                                                        I-B-1
------------------------------------------------------------ ---------------------------------------------------------
I-B-2                                                        I-B-2
------------------------------------------------------------ ---------------------------------------------------------
I-B-3                                                        I-B-3
------------------------------------------------------------ ---------------------------------------------------------
B-IO-I and B-IO-P                                            B-IO
------------------------------------------------------------ ---------------------------------------------------------
XP                                                           XP
------------------------------------------------------------ ---------------------------------------------------------
II-1A-1                                                      II-1A-1
------------------------------------------------------------ ---------------------------------------------------------
II-1A-2                                                      II-1A-2
------------------------------------------------------------ ---------------------------------------------------------
II-1X-1                                                      II-1X-1
------------------------------------------------------------ ---------------------------------------------------------
II-2A-1A                                                     II-2A-1A
------------------------------------------------------------ ---------------------------------------------------------
II-2A-1B                                                     II-2A-1B
------------------------------------------------------------ ---------------------------------------------------------
II-2A-2                                                      II-2A-2
------------------------------------------------------------ ---------------------------------------------------------
II-2X-1                                                      II-2X-1
------------------------------------------------------------ ---------------------------------------------------------
II-2X-2                                                      II-2X-2
------------------------------------------------------------ ---------------------------------------------------------
II-2X-3                                                      II-2X-3
------------------------------------------------------------ ---------------------------------------------------------
II-2X-4                                                      II-2X-4
------------------------------------------------------------ ---------------------------------------------------------
II-2X-5                                                      II-2X-5
------------------------------------------------------------ ---------------------------------------------------------
II-3A-1                                                      II-3A-1
------------------------------------------------------------ ---------------------------------------------------------
II-3A-2                                                      II-3A-2
------------------------------------------------------------ ---------------------------------------------------------
II-3X-1                                                      II-3X-1
------------------------------------------------------------ ---------------------------------------------------------
II-B-1                                                       II-B-1
------------------------------------------------------------ ---------------------------------------------------------
II-BX-1                                                      II-BX-1
------------------------------------------------------------ ---------------------------------------------------------
II-B-2                                                       II-B-2
------------------------------------------------------------ ---------------------------------------------------------
II-B-3                                                       II-B-3
------------------------------------------------------------ ---------------------------------------------------------
II-B-4                                                       II-B-4
------------------------------------------------------------ ---------------------------------------------------------
II-B-5                                                       II-B-5
------------------------------------------------------------ ---------------------------------------------------------
II-B-6                                                       II-B-6
------------------------------------------------------------ ---------------------------------------------------------

         (C)  For the REMIC V Regular Interest, the Class B-IO Certificates.

         Relief Act:  The Servicemembers Civil Relief Act, as amended, or similar state law.

         Relief Act Mortgage  Loan: Any Mortgage Loan as to which the Scheduled  Payment  thereof has been reduced due to the application of the Relief Act.

         Remaining  Excess Spread:  With respect to any  Distribution  Date,  the Excess Spread  remaining after the distribution of the Extra Principal Distribution Amount for such Distribution Date.

         REMIC: A "real estate  mortgage  investment  conduit"  within the meaning of  Section 860D of the
Code.

         REMIC Administrator:  The Securities  Administrator;  provided that if the REMIC Administrator is found by a court of  competent  jurisdiction  to no longer be able to  fulfill  its  obligations  as REMIC
Administrator  under this Agreement the Servicer or Trustee,  in its capacity as successor Master Servicer shall  appoint  a  successor  REMIC  Administrator,  subject  to  assumption  of the  REMIC  Administrator obligations under this Agreement.

         REMIC Interest:  Any of the REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V Interests.

         REMIC  Opinion:  An Opinion  of  Independent  Counsel,  to the effect  that the  proposed  action described  therein would not,  under the REMIC  Provisions,  (i) cause any 2006-7 REMIC to fail to qualify as a REMIC  while any  regular  interest  in such 2006-7  REMIC is  outstanding,  (ii) result  in a tax on prohibited  transactions with respect to any 2006-7 REMIC or  (iii) constitute  a taxable  contribution to any 2006-7 REMIC after the Startup Day.

         REMIC  Provisions:  The  provisions  of the  federal  income tax law  relating  to REMICs,  which appear at Sections  860A through 860G of the Code,  and related  provisions  and  regulations  promulgated thereunder, as the foregoing may be in effect from time to time.

         REMIC  Regular  Interest:  Any of the  REMIC I,  REMIC  II,  REMIC  III,  REMIC  IV and  REMIC  V
Regular Interests.

         REMIC I:  The  segregated  pool of  assets,  with  respect  to  which a  REMIC  election  is made pursuant to this Agreement, consisting of:

         (a)      the Group II  Mortgage  Loans and the related  Mortgage  Files and  collateral  securing such Group II Mortgage Loans,

         (b)      all  payments on and  collections  in respect of the Group II  Mortgage  Loans due after the Cut-off Date as shall be on deposit in the  Distribution  Account and  identified  as belonging to the
Trust Fund,

         (c)      property  that  secured  a Group II  Mortgage  Loan and that has been  acquired  for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

         (d)      the  hazard  insurance  policies  and  Primary  Mortgage  Insurance  Policies,  if  any,
relating to the Group II Mortgage Loans, and

         (e)      all proceeds of clauses (a) through (d) above.

         REMIC I  Available  Distribution  Amount:  For each of the Sub-Loan  Groups for any  Distribution
Date,  the Available  Funds for such Sub-Loan  Group,  or, if the context so requires the aggregate of the
Available Funds for all Sub-Loan Groups.

         REMIC I  Distribution  Amount:  For any  Distribution  Date, the REMIC I  Available  Distribution
Amount shall be  distributed  by REMIC I to REMIC II on account of the REMIC I  Regular  Interests  and to
Holders of the Class R  Certificates  in respect of  Component  I thereof  in the  following  amounts  and priority:

         (a)               To the extent of the REMIC I Available  Distribution  Amount for Sub-Loan Group
II-1:

                  (i)      first,  to  REMIC  I  Regular   Interests  Y-1  and  Z-1,   concurrently,   the
         Uncertificated  Interest for such Classes remaining unpaid from previous  Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                  (ii)     second,  to  REMIC  I  Regular  Interests  Y-1  and  Z-1,   concurrently,   the
         Uncertificated  Interest for such Classes for the current  Distribution  Date, pro rata according to their respective Uncertificated Interest; and

                  (iii)    third,  to REMIC I Regular  Interests  Y-1 and Z-1,  the REMIC I Y-1  Principal
         Distribution Amount and the REMIC I Z-1 Principal Distribution Amount, respectively.

         (b)      To the extent of the REMIC I Available Distribution Amount for Sub-Loan Group II-2:

                  (i)      first,  to  REMIC  I  Regular   Interests  Y-2  and  Z-2,   concurrently,   the
         Uncertificated  Interest for such Classes remaining unpaid from previous  Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                  (ii)     second,  to  REMIC  I  Regular  Interests  Y-2  and  Z-2,   concurrently,   the
         Uncertificated  Interest for such Classes for the current  Distribution  Date, pro rata according to their respective Uncertificated Interest; and

                  (iii)    third,  to REMIC I Regular  Interests  Y-2 and Z-2,  the REMIC I Y-2  Principal
         Distribution Amount and the REMIC I Z-2 Principal Distribution Amount, respectively.

         (c)               To the extent of the REMIC I Available  Distribution  Amount for Sub-Loan Group
II-3:

                  (i)      first,  to  REMIC  I  Regular   Interests  Y-3  and  Z-3,   concurrently,   the
         Uncertificated  Interest for such Classes remaining unpaid from previous  Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                  (ii)     second,  to  REMIC  I  Regular  Interests  Y-3  and  Z-3,   concurrently,   the
         Uncertificated  Interest for such Classes for the current  Distribution  Date, pro rata according to their respective Uncertificated Interest; and

                  (iii)    third,  to REMIC I Regular  Interests  Y-3 and Z-3,  the REMIC I Y-3  Principal
         Distribution Amount and the REMIC I Z-3 Principal Distribution Amount, respectively.

         (d)      To the extent of the REMIC I  Available  Distribution  Amount for such Distribution Date remaining  after  payment of the amounts  pursuant to  paragraphs  (a) through (c) of this  definition  of
"REMIC I Distribution Amount":

                  (i)      first,  to each REMIC I Y and Z Regular  Interest,  pro rata  according  to the amount of unreimbursed  Realized Losses allocable to principal  previously allocated to each such
         Class;  provided,  however,  that any amounts  distributed  pursuant to this paragraph  (d)(i) of
         this  definition  of  "REMIC I   Distribution   Amount"  shall  not  cause  a  reduction  in  the
         Uncertificated Principal Balances of any of the REMIC I Y and Z Regular Interests; and

                  (ii)     second, to Component I of the Class R Certificates, any remaining amounts.

         REMIC I Interests:  The REMIC I Regular Interests and Component I of the Class R Certificates.

         REMIC I Regular Interest:  Any of the separate  non-certificated  beneficial  ownership interests in REMIC I set forth in  Section 5.01(c)(i)  and issued  hereunder and designated as a "regular  interest"
in REMIC I.  Each REMIC I Regular Interest shall accrue interest at the  Uncertificated  Pass-Through Rate specified  for such REMIC I  Interest in  Section 5.01(c)(i),  and shall be entitled to  distributions  of principal,  subject to the terms and  conditions  hereof,  in an  aggregate  amount  equal to its  initial
Uncertificated   Principal  Balance  as  set  forth  in  Section 5.01(c)(i).   The  designations  for  the
respective REMIC I Regular Interests are set forth in Section 5.01(c)(i).

         REMIC I Y  Principal  Reduction  Amounts:  For any  Distribution  Date the  amounts  by which the
Uncertificated  Principal  Balances of REMIC I Regular Interests Y-1, Y-2 and Y-3,  respectively,  will be reduced  on such  Distribution  Date  by the  allocation  of  Realized  Losses  and  the  distribution  of principal, determined as described in Appendix 2.

         REMIC I Y Regular Interests:  REMIC I Regular Interests Y-1, Y-2 and Y-3.

         REMIC I Y-1 Principal  Distribution  Amount:  For any Distribution  Date, the excess,  if any, of the REMIC I Y-1  Principal  Reduction  Amount for such  Distribution  Date over the  principal  portion of
Realized Losses allocated to REMIC I Regular Interest Y-1 on such Distribution Date.

         REMIC I Regular Interest Y-1: The uncertificated  undivided  beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

         REMIC I Y-2 Principal  Distribution  Amount:  For any Distribution  Date, the excess,  if any, of the REMIC I Y-2  Principal  Reduction  Amount for such  Distribution  Date over the  principal  portion of
Realized Losses allocated to REMIC I Regular Interest Y-2 on such Distribution Date.

         REMIC I Regular Interest Y-2: The uncertificated  undivided  beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

         REMIC I Y-3 Principal  Distribution  Amount:  For any Distribution  Date, the excess,  if any, of the REMIC I Y-3  Principal  Reduction  Amount for such  Distribution  Date over the  principal  portion of
Realized Losses allocated to REMIC I Regular Interest Y-3 on such Distribution Date.

         REMIC I Regular Interest Y-3: The uncertificated  undivided  beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

         REMIC I Z  Principal  Reduction  Amounts:  For any  Distribution  Date,  the amounts by which the
Uncertificated  Principal  Balances  of  the  REMIC  I  Z  Regular  Interests  will  be  reduced  on  such
Distribution  Date by the allocation of Realized Losses and the distribution of principal,  which shall be in each case the  excess of (A) the sum of (x) the  excess of the REMIC I  Available  Distribution  Amount for the related Group (i.e.  the "related  Group" for REMIC I Regular  Interest Z-1 is the Sub-Loan  Group
II-1 Loans,  the "related  Group" for REMIC I Regular  Interest  Z-2 is the Sub-Loan  Group II-2 Loans and
the "related  Group" for REMIC I Regular  Interest Z-3 is the Sub-Loan  Group II-3 Loans ) over the sum of the amounts thereof  distributable  (i) in respect of interest on such REMIC I Z Regular  Interest and the related REMIC I Y Regular  Interest and (ii) to such REMIC I Z Regular  Interest and the related REMIC I Y
Regular  Interest  pursuant to clause (d)(i) of the  definition of "REMIC I  Distribution  Amount" and (y)
the  amount of  Realized  Losses  allocable  to  principal  for the  related  Group over (B) the REMIC I Y
Principal Reduction Amount for the related Group.

         REMIC I Z Regular Interests: REMIC I Regular Interests Z-1, Z-2 and Z-3.

         REMIC I Z-1 Principal  Distribution  Amount:  For any Distribution  Date, the excess,  if any, of the REMIC I Z-1  Principal  Reduction  Amount for such  Distribution  Date over the  principal  portion of
Realized Losses allocated to REMIC I Regular Interest Z-1 on such Distribution Date.

         REMIC I Regular  Interest  Z-1:  The  uncertificated  undivided  beneficial  interest  in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

         REMIC I Z-2 Principal  Distribution  Amount:  For any Distribution  Date, the excess,  if any, of the REMIC I Z-2  Principal  Reduction  Amount for such  Distribution  Date over the  principal  portion of
Realized Losses allocated to REMIC I Regular Interest Z-2 on such Distribution Date.

         REMIC I Regular  Interest  Z-2:  The  uncertificated  undivided  beneficial  interest  in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

         REMIC I Z-3 Principal  Distribution  Amount:  For any Distribution  Date, the excess,  if any, of the REMIC I Z-3  Principal  Reduction  Amount for such  Distribution  Date over the  principal  portion of
Realized Losses allocated to REMIC I Regular Interest Z-3 on such Distribution Date.

         REMIC I Regular  Interest  Z-3:  The  uncertificated  undivided  beneficial  interest  in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

         REMIC II: That group of assets  contained in the Trust Fund  designated as a REMIC  consisting of the REMIC I Regular Interests and any proceeds thereof.

         REMIC  II  Available   Distribution  Amount:  For  any  Distribution  Date,  the  amounts  deemed distributed with respect to the REMIC I Regular Interests pursuant to Section 6.10.

         REMIC II Distribution  Amount:  For any  Distribution  Date, the REMIC II Available  Distribution
Amount shall be deemed  distributed  by REMIC II to REMIC IV on account of the REMIC II Regular  Interests and to the Class R Certificates in respect of Component II thereof, as follows:

         (a) to each REMIC II Regular  Interest  (other than REMIC II Regular  Interests LT1, LT2, LT3 and
LT4) in respect of Uncertificated  Interest thereon and the Uncertificated  Principal Balance thereof, the amount  distributed  in respect of interest and principal on the Related Class or Classes of  Certificates
(with such  amounts  having the same  character  as interest  or  principal  with  respect to the REMIC II
Regular Interest as they have with respect to the Related Certificate or Certificates);

         (b)      to REMIC II Regular Interests LT1, LT2, LT3 and LT4, allocated as follows:

         (1)      to REMIC II Regular  Interests  LT1,  LT2, LT3 and LT4, pro rata,  in an amount equal to
(A) their  Uncertificated  Accrued  Interest for such  Distribution  Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

         (2)      (A)
to REMIC II Regular  Interest LT2, REMIC II Regular  Interest LT3 and REMIC II Regular Interest LT4, their respective Principal Distribution Amounts;

                  (B)
to REMIC II Regular  Interest LT1 any remainder  until the  Uncertificated  Principal  Balance  thereof is reduced to zero; and

                   (C)                                          any   remainder   to  REMIC   II   Regular
Interest  LT2,  REMIC II Regular  Interest LT3 and REMIC II Regular  Interest  LT4, pro rata  according to their respective  Uncertificated  Principal Balances as reduced by the distributions  deemed made pursuant to (A) above, until their respective Uncertificated Principal Balances are reduced to zero; and

         (c) any remaining  amount of the REMIC II Available  Distribution  Amount shall be distributed to the holders of the Class R Certificates in respect of Component II thereof.

         REMIC  II  Interests:   The  REMIC  II  Regular  Interests  and  Component  II  of  the  Class  R
Certificates.

         REMIC II  Principal  Reduction  Amounts:  For any  Distribution  Date,  the  amounts by which the principal balances of REMIC II Regular Interests LT1, LT2, LT3 and LT4,  respectively,  will be reduced on such  Distribution  Date  by the  allocation  of  Realized  Losses  and  the  distribution  of  principal, determined as follows:

         For purposes of the succeeding  formulas the following  symbols shall have the meanings set forth below:

         Y1 =     the principal  balance of the REMIC II Regular  Interest LT1 after  distributions on the prior Distribution Date.

         Y2 =     the principal  balance of the REMIC II Regular  Interest LT2 after  distributions on the prior Distribution Date.

         Y3 =     the principal  balance of the REMIC II Regular  Interest LT3 after  distributions on the prior Distribution Date.

         Y4 =     the principal  balance of the REMIC II Regular  Interest LT4 after  distributions on the prior Distribution Date (note:  Y3 = Y4).

         ΔY1 =    the REMIC II Regular Interest LT1 Principal Reduction Amount.

         ΔY2 =    the REMIC II Regular Interest LT2 Principal Reduction Amount.

         ΔY3 =    the REMIC II Regular Interest LT3 Principal Reduction Amount.

         ΔY4 =    the REMIC II Regular Interest LT4 Principal Reduction Amount.

         P0 =     the  aggregate  principal  balance of REMIC II Regular  Interests  LT1, LT2, LT3 and LT4
after distributions and the allocation of Realized Losses on the prior Distribution Date.

         P1 =     the  aggregate  principal  balance of REMIC II Regular  Interests  LT1, LT2, LT3 and LT4
after distributions and the allocation of Realized Losses to be made on such Distribution Date.

         ΔP =P0 - P1 = the aggregate of the Class LT1, LT2, LT3 and LT4 Principal Reduction Amounts,
which

               =the aggregate of the principal portions of Realized Losses to be allocated to, and the principal distributions to be made on, the Class II-B-1 Certificates on such Distribution Date.

         R0 =the weighted average of the interest rates on REMIC I Regular Interests Y-1, Y-2 and Y-3
(stated as a monthly rate) applicable for distributions to be made on such Distribution Date  after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

         R1 =the weighted average of the interest rates on REMIC I Regular Interests Y-1, Y-2 and Y-3
(stated as a monthly rate) applicable for distributions to be made on the next succeeding Distribution
Date after giving effect to amounts to be distributed and Realized Losses to be allocated on such
Distribution Date.

         α =(Y2 + Y3)/P0.  The initial value of α on the Closing Date for use on the first Distribution
Date shall be 0.0001.

         γ0 =the product of (i) the interest rate for the Class II-B-1 Certificates applicable for distributions to be made on such Distribution Date (stated as a monthly rate) and (ii) the aggregate
Certificate Principal Balance for the Class II-B-1 Certificates after distributions and the allocation of Realized Losses on the prior Distribution Date.

         γ1  =the product of (i) the interest rate for the Class II-B-1 Certificates applicable for distributions to be made on the next succeeding Distribution Date (stated as a monthly rate) and (ii)
the aggregate Certificate Principal Balance for the Class II-B-1 Certificates after distributions and the allocation of Realized Losses on the such Distribution Date.

         Then, based on the foregoing definitions:

         ΔY1 =ΔP - ΔY2 - ΔY3 - ΔY4;

         ΔY2 =(α/2){( γ0R1 - γ1R0)/R0R1};

         ΔY3 =αΔP - ΔY2; and

         ΔY4 =ΔY3.

         if both ΔY2 and ΔY3, as so determined, are non-negative numbers.  Otherwise:

         (1)If ΔY2, as so determined, is negative, then

         ΔY2 = 0;

         ΔY3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};

         ΔY4 = ΔY3; and

         ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

         (2)If ΔY3, as so determined, is negative, then

         ΔY3 = 0;

         ΔY2 = α{ γ0R1P1 - γ1R0P0}/{2R1R0P1 -  γ1R0};

         ΔY4 = ΔY3; and

         ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

         REMIC II Regular Interest:  Any of the separate  non-certificated  beneficial ownership interests in REMIC II set forth in  Section 5.01(c)(ii)  and issued hereunder and designated as a "regular interest"
in REMIC II. Each REMIC II Regular  Interest  shall  accrue  interest at the  Uncertificated  Pass-Through
Rate specified for such REMIC II Interest in  Section 5.01(c)(ii),  and shall be entitled to distributions of principal,  subject to the terms and  conditions  hereof,  in an aggregate  amount equal to its initial
Uncertificated  Principal  Balance  as  set  forth  in  Section 5.01(c)(ii).   The  designations  for  the
respective REMIC II Regular Interests are set forth in Section 5.01(c)(ii).

         REMIC II Regular  Interest LT1: A regular  interest in REMIC II that is held as an asset of REMIC
IV, that has an initial  principal balance equal to the related  Uncertificated  Principal  Balance,  that bears  interest  at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC II Regular  Interest LT1 Principal  Distribution  Amount:  For any  Distribution  Date, the
excess,  if any, of the REMIC II Regular  Interest LT1 Principal  Reduction  Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC II Regular Interest LT1 on such Distribution Date.

         REMIC II Regular  Interest LT2: A regular  interest in REMIC II that is held as an asset of REMIC
IV, that has an initial  principal balance equal to the related  Uncertificated  Principal  Balance,  that bears  interest  at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC II Regular  Interest LT2 Principal  Distribution  Amount:  For any  Distribution  Date, the
excess,  if any, of the REMIC II Regular  Interest LT2 Principal  Reduction  Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC II Regular Interest LT2 on such Distribution Date.

         REMIC II Regular  Interest LT3: A regular  interest in REMIC II that is held as an asset of REMIC
IV, that has an initial  principal balance equal to the related  Uncertificated  Principal  Balance,  that bears  interest  at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC II Regular  Interest LT3 Principal  Distribution  Amount:  For any  Distribution  Date, the
excess,  if any, of the REMIC II Regular  Interest LT3 Principal  Reduction  Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC II Regular Interest LT3 on such Distribution Date.

         REMIC II Regular  Interest LT4: A regular  interest in REMIC II that is held as an asset of REMIC
IV, that has an initial  principal balance equal to the related  Uncertificated  Principal  Balance,  that bears  interest  at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC II Regular  Interest LT4 Principal  Distribution  Amount:  For any  Distribution  Date, the
excess,  if any, of the REMIC II Regular  Interest LT4 Principal  Reduction  Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC II Regular Interest LT4 on such Distribution Date.

         REMIC  II-LT  Realized  Losses:  For any  Distribution  Date,  Realized  Losses  on the  Group II
Mortgage   Loans  for  the  related  Due  Period   allocated  to  the  Class  II-B-1  and  Class   II-BX-1
Certificates shall  be allocated among REMIC II Regular  Interests LT1, LT2, LT3 and LT4, as follows:  (i)
the interest  portion of such  Realized  Losses,  if any, shall be allocated pro rata to accrued  interest on such  REMIC II  Regular  Interests  to the  extent of such  accrued  interest,  and (ii) any  remaining interest  portions  of such  Realized Losses and any principal  portions  of such Realized Losses shall be treated as principal  portions  of such  Realized  Losses and allocated  (i) to REMIC II Regular  Interest
LT2,  REMIC II Regular  Interest  LT3 and REMIC II  Regular  Interest  LT4,  pro rata  according  to their respective  Principal  Reduction  Amounts,  provided that such  allocation to each of the REMIC II Regular
Interest  LT2,  REMIC II Regular  Interest  LT3 and REMIC II Regular  Interest  LT4 shall not exceed their respective  Principal  Reduction Amounts for such Distribution Date, and (ii) any such Realized Losses not allocated  to any of REMIC II Regular  Interest  LT2,  REMIC II Regular  Interest  LT3 or REMIC II Regular
Interest LT4  pursuant to the proviso of clause (i) above shall be allocated to REMIC II Regular  Interest
LT1.

         REMIC  III:  The  segregated  pool of assets,  with  respect  to which a REMIC  election  is made pursuant to this Agreement,  consisting of: (a) the Group I Mortgage Loans and the related  Mortgage Files and collateral  securing such Group I Mortgage  Loans,  (b) all payments on and  collections in respect of the Group I Mortgage Loans due after the Cut off Date as shall be on deposit in the  Distribution  Account and  identified  as belonging to the Trust Fund,  (c)  property  that secured a Group I Mortgage  Loan and that has been  acquired  for the  benefit  of the  Certificateholders  by  foreclosure  or deed in lieu of foreclosure,  (d) the hazard insurance policies and Primary Mortgage Insurance  Policies,  if any, related to the Group I Mortgage Loans and (e) all proceeds of clauses (a) through (d) above.

         REMIC III Available  Distribution  Amount:  For any  Distribution  Date, the Available  Funds for
Loan Group I.

         REMIC III Distribution  Amount: For any Distribution  Date, the REMIC III Available  Distribution
Amount shall be  distributed  by REMIC III to REMIC IV on account of the REMIC III Regular  Interests  and to the Class R Certificates in respect of Component III thereof, in the following order of priority:

         1.       to REMIC IV as the holder of the REMIC III  Regular  Interests,  pro rata,  in an amount equal to (A) their  Uncertificated  Accrued Interest for such  Distribution  Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

         2.       to REMIC IV as the  holder of the REMIC III  Regular  Interests,  in an amount  equal to the  remainder of the REMIC III Available  Distribution  Amount after the  distributions  made pursuant to clause (1) above, allocated as follows:

         (A)      in respect of REMIC III Regular  Interest LT2, REMIC III Regular  Interest LT3 and REMIC
III Regular Interest LT4, their respective Principal Distribution Amounts;

         (B)      in respect of REMIC III Regular  Interest  LT1 any  remainder  until the  Uncertificated
Principal Balance thereof is reduced to zero; and

         (C)      any remainder in respect of REMIC III Regular  Interest LT2, REMIC III Regular  Interest
LT3 and REMIC III Regular  Interest LT4, pro rata according to their respective  Uncertificated  Principal
Balances as reduced by the  distributions  deemed  made  pursuant  to (i) above,  until  their  respective
Uncertificated Principal Balances are reduced to zero; and

         3.       any  remaining  amounts  to the  Holders  of the  Class R  Certificates  in  respect  of
Component III thereof.

         REMIC  III  Interests:  The  REMIC  III  Regular  Interests  and  Component  III of the  Class  R
Certificates.

         REMIC III  Principal  Reduction  Amounts:  For any  Distribution  Date,  the amounts by which the principal  balances  of the REMIC III Regular  Interests  LT1,  LT2,  LT3 and LT4,  respectively,  will be reduced  on such  Distribution  Date  by the  allocation  of  Realized  Losses  and  the  distribution  of principal, determined as follows:

         For purposes of the succeeding  formulas the following  symbols shall have the meanings set forth below:

         Y1 =     the principal  balance of the REMIC III Regular Interest LT1 after  distributions on the prior Distribution Date.

         Y2 =     the principal  balance of the REMIC III Regular Interest LT2 after  distributions on the prior Distribution Date.

         Y3 =     the principal  balance of the REMIC III Regular Interest LT3 after  distributions on the prior Distribution Date.

         Y4 =     the principal  balance of the REMIC III Regular Interest LT4 after  distributions on the prior Distribution Date (note:  Y3 = Y4).

         ΔY1 =    the REMIC III Regular Interest LT1 Principal Reduction Amount.

         ΔY2 =    the REMIC III Regular Interest LT2 Principal Reduction Amount.

         ΔY3 =    the REMIC III Regular Interest LT3 Principal Reduction Amount.

         ΔY4 =    the REMIC III Regular Interest LT4 Principal Reduction Amount.

         P0 =     the aggregate  principal  balance of the REMIC III Regular  Interests  LT1, LT2, LT3 and
LT4 after distributions and the allocation of Realized Losses on the prior Distribution Date.

         P1 =     the aggregate  principal  balance of the REMIC III Regular  Interests  LT1, LT2, LT3 and
LT4 after distributions and the allocation of Realized Losses to be made on such Distribution Date.

         ΔP =     P0 - P1 = the  aggregate  of the REMIC  III  Regular  Interests  LT1,  LT2,  LT3 and LT4
Principal Reduction Amounts.

         =the  aggregate  of the  principal  portions  of  Realized  Losses to be  allocated  to,  and the principal  distributions  to be made on, the Group I Certificates  on such  Distribution  Date  (including distributions  of  accrued  and unpaid  interest  on the Class SB-I  Certificates  for prior  Distribution
Dates).

         R0 =     the Net Rate Cap (stated as a monthly rate) after giving  effect to amounts  distributed and Realized Losses allocated on the prior Distribution Date.

         R1 =     the Net Rate Cap  (stated  as a monthly  rate)  after  giving  effect to  amounts  to be distributed and Realized Losses to be allocated on such Distribution Date.

         α =      (Y2 +  Y3)/P0.  The  initial  value  of α on the  Closing  Date  for  use  on the  first
Distribution Date shall be 0.0001.

         γ0 =     the  lesser  of (A) the sum for all  Classes  of Group I  Certificates,  other  than the
Class B-IO  Certificates,  of the product for each Class of (i) the monthly  interest  rate (as limited by the  Net  Rate  Cap,  if  applicable)  for  such  Class applicable  for  distributions  to be made on such
Distribution   Date  and  (ii)  the  aggregate   Certificate   Principal   Balance  for  such  Class after
distributions and the allocation of Realized Losses on the prior Distribution Date and (B) R0*P0.

         γ1  =    the  lesser  of (A) the sum for all  Classes  of Group I  Certificates,  other  than the
Class B-IO  Certificates,  of the product for each Class of (i) the monthly  interest  rate (as limited by the Net Rate Cap,  if  applicable)  for such  Class applicable  for  distributions  to be made on the next succeeding  Distribution  Date and (ii) the aggregate  Certificate  Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Distribution Date and (B) R1*P1.

         Then, based on the foregoing definitions:

         ΔY1 =    ΔP - ΔY2 - ΔY3 - ΔY4;

         ΔY2 =    (α/2){( γ0R1 - γ1R0)/R0R1};

         ΔY3 =    αΔP - ΔY2; and

         ΔY4 =    ΔY3.

         if both ΔY2 and ΔY3, as so determined, are non-negative numbers.  Otherwise:

         (1)If ΔY2, as so determined, is negative, then

         ΔY2 = 0;

         ΔY3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};

         ΔY4 = ΔY3; and

         ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

         (2)If ΔY3, as so determined, is negative, then

         ΔY3 = 0;

         ΔY2 = α{γ0R1P1 - γ1R0P0}/{2R1R0P1 -  γ1R0};

         ΔY4 = ΔY3; and

         ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

         REMIC III Realized  Losses:  For any Distribution  Date,  Realized Losses on the Group I Mortgage
Loans for the related Due Period shall be  allocated,  as follows:  (i) the  interest  portion of Realized
Losses,  if any,  shall be allocated  pro rata to accrued  interest on the REMIC III Regular  Interests to the extent of such accrued interest,  and (ii) any remaining  interest portions of Realized Losses and any principal  portions of  Realized  Losses  shall be treated as  principal  portions of Realized  Losses and allocated  (i) to the  REMIC III  Regular  Interest  LT2,  REMIC III  Regular  Interest  LT3 and REMIC III
Regular Interest LT4, pro rata according to their respective  Principal  Reduction Amounts,  provided that such  allocation to each of the REMIC III Regular  Interest LT2, REMIC III Regular  Interest LT3 and REMIC
III  Regular  Interest  LT4 shall  not  exceed  their  respective  Principal  Reduction  Amounts  for such
Distribution  Date, and (ii) any Realized  Losses not allocated to any of REMIC III Regular  Interest LT2,
REMIC III Regular  Interest  LT3 or REMIC III Regular  Interest  LT4 pursuant to the proviso of clause (i)
above shall be allocated to the REMIC III Regular Interest LT1.

         REMIC III Regular Interest: Any of the separate  non-certificated  beneficial ownership interests in REMIC  III set  forth in  Section 5.01(c)(iii)  and  issued  hereunder  and  designated  as a  "regular interest"  in REMIC III.  Each REMIC III Regular  Interest  shall  accrue  interest at the  Uncertificated
Pass-Through  Rate  specified for such REMIC III Interest in  Section 5.01(c)(iii),  and shall be entitled to distributions of principal,  subject to the terms and conditions  hereof,  in an aggregate amount equal to its initial  Uncertificated  Principal Balance as set forth in  Section 5.01(c)(iii).  The designations for the respective REMIC III Regular Interests are set forth in Section 5.01(c)(iii).

         REMIC III  Regular  Interest  LT1:  A regular  interest  in REMIC III that is held as an asset of
REMIC IV, that has an initial principal  balance equal to the related  Uncertificated  Principal  Balance, that bears  interest at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC III Regular Interest LT1 Principal  Distribution  Amount:  For any  Distribution  Date, the
excess,  if any, of the REMIC III Regular Interest LT1 Principal  Reduction  Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC III Regular Interest LT1 on such Distribution Date.

         REMIC III  Regular  Interest  LT2:  A regular  interest  in REMIC III that is held as an asset of
REMIC IV, that has an initial principal  balance equal to the related  Uncertificated  Principal  Balance, that bears  interest at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC III Regular Interest LT2 Principal  Distribution  Amount:  For any  Distribution  Date, the
excess,  if any, of the REMIC III Regular Interest LT2 Principal  Reduction  Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC III Regular Interest LT2 on such Distribution Date.

         REMIC III  Regular  Interest  LT3:  A regular  interest  in REMIC III that is held as an asset of
REMIC IV, that has an initial principal  balance equal to the related  Uncertificated  Principal  Balance, that bears  interest at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC III Regular Interest LT3 Principal  Distribution  Amount:  For any  Distribution  Date, the
excess,  if any, of the REMIC III Regular Interest LT3 Principal  Reduction  Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC III Regular Interest LT3 on such Distribution Date.

         REMIC III  Regular  Interest  LT4:  A regular  interest  in REMIC III that is held as an asset of
REMIC IV, that has an initial principal  balance equal to the related  Uncertificated  Principal  Balance, that bears  interest at the related  Uncertificated  Pass-Through  Rate,  and that has such other terms as are described herein.

         REMIC III Regular Interest LT4 Principal  Distribution  Amount:  For any  Distribution  Date, the
excess,  if any, of the REMIC III Regular Interest LT4 Principal  Reduction  Amount for such  Distribution
Date over the Realized Losses allocated to the REMIC III Regular Interest LT4 on such Distribution Date.

         REMIC IV: That group of assets  contained in the Trust Fund  designated as a REMIC  consisting of the REMIC II Regular Interests and REMIC III Regular Interests and any proceeds thereof.

         REMIC  IV  Available   Distribution  Amount:  For  any  Distribution  Date,  the  amounts  deemed distributed  with respect to the REMIC II Regular  Interests and REMIC III Regular  Interests  pursuant to
Section 6.10.

         REMIC IV Distribution  Amount:  For any  Distribution  Date, the REMIC IV Available  Distribution
Amount shall be deemed  distributed by REMIC IV to the holders of the  Certificates  (other than the Class
B-IO  Certificates) on account of the REMIC IV Regular  Interests  (other than REMIC IV Regular  Interests
B-IO-I and  B-IO-P),  to REMIC V on account  of REMIC IV  Regular  Interests  B-IO-I and B-IO-P and to the
Class R Certificates  in respect of Component IV thereof,  as follows:  to each REMIC IV Regular  Interest in respect of  Uncertificated  Interest thereon and the  Uncertificated  Principal  Balance  thereof,  the amount  distributed  in respect of interest and principal on the Related Class or Classes of  Certificates
(with such  amounts  having the same  character  as interest  or  principal  with  respect to the REMIC IV
Regular  Interest  as they  have  with  respect  to the  Related  Certificate  or  Certificates)  with the following  exceptions:  (1) No amount  paid to any  Certificate  in respect  of any Basis  Risk  Shortfall
Amount or Basis Risk  Shortfall  Carryforward  Amount shall be included in the amount paid in respect of a related  REMIC IV Regular  Interest  and (2) amounts paid in respect of Basis Risk  Shortfall  Amounts and
Basis Risk Shortfall  Carryforward  Amounts to the extent not derived from any Cap Contract Payment Amount shall be deemed  paid with  respect to REMIC IV Regular  Interest  B-IO-I in respect of accrued and unpaid interest  thereon.  Any  remaining  amount  of  the  REMIC  IV  Available  Distribution  Amount  shall  be distributed to the holders of the Class R Certificates in respect of Component IV thereof.
         REMIC  IV  Interests:   The  REMIC  IV  Regular  Interests  and  Component  IV  of  the  Class  R
Certificates.

         REMIC IV Regular Interest:  Any of the separate  non-certificated  beneficial ownership interests in REMIC IV set forth in  Section 5.01(c)(iv)  and issued hereunder and designated as a "regular interest"
in REMIC IV. Each REMIC IV Regular  Interest  shall  accrue  interest at the  Uncertificated  Pass-Through
Rate specified for such REMIC IV Interest in  Section 5.01(c)(iv),  and shall be entitled to distributions of principal,  subject to the terms and  conditions  hereof,  in an aggregate  amount equal to its initial
Uncertificated  Principal  Balance  as  set  forth  in  Section 5.01(c)(iv).   The  designations  for  the
respective REMIC IV Regular Interests are set forth in Section 5.01(c)(iv).

         REMIC V: That group of assets  contained in the Trust Fund  designated  as a REMIC  consisting of
REMIC IV Regular Interests B-IO-I and B-IO-P and any proceeds thereof.

         REMIC  V  Available   Distribution   Amount:  For  any  Distribution  Date,  the  amounts  deemed distributed with respect to REMIC IV Regular Interests B-IO-I and B-IO-P pursuant to Section 6.10.

         REMIC V  Distribution  Amount:  For any  Distribution  Date,  the REMIC V Available  Distribution
Amount shall be deemed  distributed  by REMIC V to the holders of the Class B-IO  Certificates  on account of the REMIC V Regular Interest.

         REMIC V Interests:  The REMIC V Regular Interest and the Class R-X Certificates.

         REMIC V Regular Interest:  The separate  non-certificated  beneficial ownership interest in REMIC
V set forth in  Section 5.01(c)(v)  and issued  hereunder and designated as a "regular  interest" in REMIC
V. The REMIC V Regular Interest shall accrue interest at the  Uncertificated  Pass-Through  Rate specified for such REMIC V Interest  in  Section 5.01(c)(v).  The  designation  for the REMIC V Regular  Interest is set forth in Section 5.01(c)(v).

         REO  Property:  A  Mortgaged  Property  acquired in the name of the  Trustee,  for the benefit of
Certificateholders,  by  foreclosure  or  deed-in-lieu  of  foreclosure  in  connection  with a  defaulted
Mortgage Loan.

         Reportable Event:  As defined in Section 3.18(a)(ii).

         Repurchase  Price:  With respect to any  Mortgage  Loan (or any  property  acquired  with respect thereto)  required  to be  repurchased  by the  Sponsor  (on its own  behalf as a Seller  and on behalf of
Master  Funding)  pursuant to the Mortgage Loan  Purchase  Agreement or Article II of this  Agreement,  an amount  equal  to the  excess  of (i) the sum of (a) 100% of the  Outstanding  Principal  Balance  of such
Mortgage  Loan as of the date of  repurchase  (or if the related  Mortgaged  Property  was  acquired  with respect thereto,  100% of the Outstanding  Principal Balance at the date of the acquisition),  (b) accrued but unpaid interest on the Outstanding  Principal Balance at the related Mortgage  Interest Rate,  through and including  the last day of the month of repurchase  and (c) any costs and damages (if any) incurred by the Trust in connection  with any  violation of such  Mortgage  Loan of any  predatory or abusive  lending laws over (ii) any portion of the Master  Servicing  Compensation,  Servicing  Fee,  Monthly  Advances and
advances payable to the purchaser of the Mortgage Loan (if any).

         Repurchase  Proceeds:  The Repurchase  Price in connection with any repurchase of a Mortgage Loan by the Sponsor  (on its own behalf as a Seller and on behalf of Master  Funding)  and any cash  deposit in connection  with the  substitution  of a Mortgage Loan, in each case in accordance  with the Mortgage Loan
Purchase Agreement.

         Request for Release:  A request for release in the form attached hereto as Exhibit D.

         Required  Insurance  Policy:  With respect to any Mortgage  Loan,  any insurance  policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

         Reserve  Fund:   The  separate   trust  account   created  and   maintained  by  the   Securities
Administrator pursuant to Section 4.06 hereof.

         Residual    Certificate:    Any   of   the    Class R    Certificates,    consisting    of   five
components—Component I,  Component II,  Component III and Component IV—respectively representing ownership of the sole  class of  residual  interest  in each of REMIC I,  REMIC II,  REMIC III and REMIC IV, and the
Class R-X Certificates representing ownership of the sole class of residual interest in REMIC V.

         Responsible  Officer:  Any officer  assigned to the Corporate  Trust Office of the Trustee or the
Securities  Administrator,  as the case may be (or any successor  thereto),  including any Vice President,
Assistant Vice President,  Trust Officer, any Assistant Secretary,  any trust officer or any other officer of the Trustee or the  Securities  Administrator,  as the case may be,  customarily  performing  functions similar to those performed by any of the above designated  officers and having direct  responsibility  for the  administration  of  this  Agreement,  and  any  other  officer  of  the  Trustee  or  the  Securities
Administrator,  as the case may be, to whom a matter  arising  hereunder  may be referred  because of such officer's knowledge of and familiarity with the particular subject.

         Rule  144A  Certificate:  The  certificate  to  be  furnished  by  each  purchaser  of a  Private
Certificate  (which is also a Physical  Certificate) which is a Qualified  Institutional  Buyer as defined under Rule 144A promulgated  under the Securities Act,  substantially in the form set forth as Exhibit F-2 hereto.

         S&P:  Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc., and its successors in interest.

         Sarbanes-Oxley  Act:  The  Sarbanes-Oxley  Act of  2002  and the  rules  and  regulations  of the
Commission promulgated thereunder (including any interpretation thereof by the Commission's staff).

         Sarbanes-Oxley Certification:  As defined in Section 3.18(a)(iii).

         Scheduled  Payment:  With respect to any Mortgage Loan and any Due Period,  the scheduled payment or payments of principal  and interest  due during such Due Period on such  Mortgage  Loan which either is payable  by a  Mortgagor  in such Due  Period  under  the  related  Mortgage  Note or,  in the case of REO
Property, would otherwise have been payable under the related Mortgage Note.

         Scheduled Principal:  The principal portion of any Scheduled Payment.

         Securities Act:  The Securities Act of 1933, as amended.

         Securities  Administrator:  Wells Fargo Bank,  National  Association,  in its  capacity as paying agent or  securities  administrator  (as  applicable)  hereunder,  or its  successor in  interest,  or any successor securities administrator or paying agent appointed as herein provided.

         Securities Administrator Information:  As defined in Section 3.18(c).

         Securities  Legend:  "THIS  CERTIFICATE  HAS NOT  BEEN  AND  WILL  NOT BE  REGISTERED  UNDER  THE
SECURITIES  ACT OF 1933,  AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE
HOLDER HEREOF,  BY PURCHASING THIS  CERTIFICATE,  AGREES THAT THIS  CERTIFICATE MAY BE REOFFERED,  RESOLD,
PLEDGED OR OTHERWISE  TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS
AND ONLY (1)  PURSUANT  TO RULE 144A UNDER THE  SECURITIES  ACT ("RULE  144A") TO A PERSON THAT THE HOLDER
REASONABLY  BELIEVES  IS A  QUALIFIED  INSTITUTIONAL  BUYER  WITHIN  THE  MEANING  OF RULE 144A (A "QIB"),
PURCHASING  FOR ITS OWN  ACCOUNT  OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE  HOLDER  HAS
INFORMED,  IN EACH CASE, THAT THE REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON
RULE 144A OR (2) IN  CERTIFICATED  FORM TO AN  "INSTITUTIONAL  ACCREDITED  INVESTOR"  WITHIN  THE  MEANING
THEREOF IN RULE  501(a)(1),  (2),  (3) or (7) OF  REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF
THE EQUITY  OWNERS COME  WITHIN SUCH  PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE
SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN
THE FORM  PROVIDED IN THE  AGREEMENT  AND (B) THE RECEIPT BY THE  SECURITIES  ADMINISTRATOR  OF SUCH OTHER
EVIDENCE ACCEPTABLE TO THE SECURITIES  ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN
COMPLIANCE  WITH THE  SECURITIES  ACT AND OTHER  APPLICABLE  LAWS OR IN EACH CASE IN  ACCORDANCE  WITH ALL
APPLICABLE  SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE  JURISDICTION.  THIS CERTIFICATE
MAY NOT BE  ACQUIRED  DIRECTLY  OR  INDIRECTLY  BY, OR ON BEHALF  OF, AN  EMPLOYEE  BENEFIT  PLAN OR OTHER
RETIREMENT  ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE  RETIREMENT  INCOME SECURITY
ACT OF 1974,  AS AMENDED,  AND/OR  SECTION  4975 OF THE  INTERNAL  REVENUE  CODE OF 1986,  AS AMENDED (THE
"CODE"),  OR BY A PERSON  USING "PLAN  ASSETS" OF A PLAN,  UNLESS THE  PROPOSED  TRANSFEREE  PROVIDES  THE
SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE,  MASTER SERVICER AND
THE  SECURITIES  ADMINISTRATOR  AND ON WHICH  THEY  MAY  RELY  WHICH  IS  SATISFACTORY  TO THE  SECURITIES
ADMINISTRATOR  THAT THE  PURCHASE OF THIS  CERTIFICATE  IS  PERMISSIBLE  UNDER  APPLICABLE  LAW,  WILL NOT
CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT
INCOME  SECURITY  ACT OF 1974,  AS  AMENDED,  OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER
SERVICER,  THE TRUSTEE OR THE  SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION  OR  LIABILITY IN ADDITION TO
THOSE UNDERTAKEN IN THE AGREEMENT.

         Security  Instrument:  A written  instrument  creating a valid first lien on a Mortgaged Property securing a Mortgage Note,  which may be any  applicable  form of mortgage,  deed of trust,  deed to secure debt or security deed, including any riders or addenda thereto.

         Seller:  EMC or Master Funding,  in each case, in its capacity as seller of the Mortgage Loans to the Depositor.

         Senior Certificates:  The Group I Senior Certificates and Group II Senior Certificates.

         Senior  Interest Only  Certificates:  Each of the Class II-1X-1,  Class  II-2X-1,  Class II-2X-2,
Class II-2X-3, Class II-2X-4 and Class II-2X-5 Certificates.

         Servicer  Remittance  Date: With respect to each Mortgage Loan and the applicable  Servicer,  the date set forth in the related Servicing Agreement.

         Servicers:  Each of Countrywide,  EMC, Everhome,  First Horizon,  Homebanc, HSBC, Mid America and
Wells Fargo and their respective permitted successors and assigns.

         Servicing  Agreement:  Each of the  Countrywide  Servicing  Agreement,  EMC Servicing  Agreement,
Everhome  Servicing  Agreement,  First Horizon Servicing  Agreement,  Homebanc Servicing  Agreement,  HSBC
Servicing  Agreement,  Mid America Servicing Agreement and Wells Fargo Servicing  Agreement,  in each case as modified by the related Assignment Agreement.

         Servicing  Criteria:  The  "servicing  criteria" set forth in Item 1122(d) of  Regulation  AB, as such may be amended from time to time.

         Servicing  Fee: As to any Mortgage  Loan and  Distribution  Date,  an amount equal to the product of (i) the Stated  Principal  Balance of such Mortgage Loan as of the Due Date in the prior calendar month and (ii) the related Servicing Fee Rate.

         Servicing  Fee Rate:  As to any  Mortgage  Loan,  a per annum  rate as set forth in the  Mortgage
Loan Schedule.

         Servicing  Officer:  The  President  or a Vice  President or  Assistant  Vice  President or other authorized  officer of the Master Servicer having direct  responsibility  for the  administration  of this
Agreement,  and any other  authorized  officer of the Master  Servicer to whom a matter arising  hereunder may be referred.

         Special Hazard Loss: A Realized Loss  attributable  to damage or a direct  physical loss suffered by a  mortgaged  property  (including  any  Realized  Loss due to the  presence or  suspected  presence of hazardous  wastes or substances on a mortgaged  property)  other than any such damage or loss covered by a hazard  policy or a flood  insurance  policy  required  to be  maintained  in  respect  of such  mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

         Sponsor:  EMC, as mortgage loan seller under the Mortgage Loan Purchase Agreement.

         Startup Day:  October 31, 2006.

         Stated Principal  Balance:  With respect to any Group I Mortgage Loan or related REO Property and any Distribution  Date, the Outstanding  Principal Balance thereof as of the Cut-off Date minus the sum of
(i) the  principal  portion of the  Scheduled  Payments due with respect to such Mortgage Loan during each
Due  Period  ending  prior  to such  Distribution  Date  (and  irrespective  of any  delinquency  in their payment),  (ii) all Principal  Prepayments  with respect to such Mortgage Loan received prior to or during the  related  Prepayment  Period,  and all  Liquidation  Proceeds  to the extent  applied  by the  related
Servicer as  recoveries  of principal  in  accordance  with this  Agreement  or the  applicable  Servicing
Agreement with respect to such Mortgage Loan,  that were received by the related  Servicer as of the close of business on the last day of the calendar month  immediately  preceding such Distribution Date and (iii)
any Realized  Losses on such Mortgage  Loan  incurred  during the related  Prepayment  Period.  The Stated
Principal  Balance of a Liquidated  Mortgage Loan equals zero.  References  herein to the Stated Principal
Balance of a Loan Group or Sub-Loan Group at any time shall mean the aggregate  Stated  Principal  Balance of all Mortgage Loans in such Loan Group or Sub-Loan Group.

         With respect to any Group II Mortgage Loan on any  Distribution  Date,  (i) the unpaid  principal balance of such Mortgage  Loan as of the close of business on the related Due Date (taking  account of the principal  payment to be made on such Due Date and  irrespective  of any  delinquency in its payment),  as specified  in the  amortization  schedule at the time  relating  thereto  (before any  adjustment  to such amortization  schedule by reason of any bankruptcy or similar proceeding  occurring after the Cut-off Date
(other  than a  Deficient  Valuation)  or any  moratorium  or  similar  waiver or grace  period)  and less
(ii) any  Principal  Prepayments  (including the principal portion of Net Liquidation  Proceeds)  received during or prior to the related  Prepayment  Period and (iii) any  Realized  Losses on such  Mortgage  Loan incurred  during the prior calendar  month.  The Stated  Principal  Balance of a Liquidated  Mortgage Loan
equals zero.

         Stepdown  Date:  The  earlier  to  occur of (i) the  Distribution  Date on  which  the  aggregate
Certificate  Principal  Balance of the Class I-A  Certificates has been reduced to zero and (ii) the later to occur of (a) the  Distribution  Date in October 2009 and (b) the first  Distribution  Date on which the sum of the aggregate  Certificate  Principal Balance of the Class I-M-1,  Class I-M-2,  Class I-B-1, Class
I-B-2, and Class I-B-3 Certificates and the  Overcollateralization  Amount divided by the Stated Principal
Balance of the Mortgage Loans for such Distribution Date is greater than or equal to 14.90%.

         Sub-Loan  Group:  Any of Sub-Loan  Group II-1,  Sub-Loan  Group II-2 or Sub-Loan  Group II-3,  as
applicable.

         Sub-Loan  Group  II-1:  The  group  of  Mortgage  Loans   designated  as  belonging  to  Sub-Loan
Group II-1 on the Mortgage Loan Schedule.

         Sub-Loan  Group  II-1  Certificates:   The  Class  II-1A-1,   Class  II-1A-2  and  Class  II-1X-1
Certificates.

         Sub-Loan  Group  II-2:  The  group  of  Mortgage  Loans   designated  as  belonging  to  Sub-Loan
Group II-2 on the Mortgage Loan Schedule.

         Sub-Loan Group II-2  Certificates:  The Class  II-2A-1A,  Class  II-2A-1B,  Class II-2A-2,  Class
II-2X-1, Class II-2X-2, Class II-2X-3, Class II-2X-4 and Class II-2X-5 Certificates.

         Sub-Loan  Group  II-3:  The  group  of  Mortgage  Loans   designated  as  belonging  to  Sub-Loan
Group II-3 on the Mortgage Loan Schedule.

         Sub-Loan  Group  II-3  Certificates:   The  Class  II-3A-1,   Class  II-3A-2  and  Class  II-3X-1
Certificates.

         Subordinate   Certificate   Writedown   Amount:   With  respect  to  the  Group  II   Subordinate
Certificates  and as to any  Distribution  Date,  the  amount  by  which  (i) the  sum of the  Certificate
Principal Balances of the Group II Certificates  (after giving effect to the distribution of principal and the allocation of applicable  Realized  Losses in reduction of the Certificate  Principal  Balances of the
Group II Certificates on such  Distribution  Date) exceeds (y) the aggregate Stated Principal  Balances of the Group II Mortgage Loans on the Due Date related to such Distribution Date.

         Subordinate  Certificates:  The Group I  Subordinate  Certificates  and the Group II  Subordinate
Certificates.

         Subsequent  Recoveries:  As of  any  Distribution  Date,  amounts  received  during  the  related
Prepayment  Period  by the  Master  Servicer  (net of any  related  expenses  permitted  to be  reimbursed pursuant to Section  4.05) or surplus  amounts  held by the Master  Servicer to cover  estimated  expenses
(including,  but not limited to, recoveries in respect of the  representations  and warranties made by the
Sponsor or Master  Funding  pursuant to the Mortgage Loan Purchase  Agreement)  specifically  related to a
Liquidated  Mortgage Loan or the  disposition  of an REO Property prior to the related  Prepayment  Period that resulted in a Realized Loss, after liquidation or disposition of such Mortgage Loan.

         Substitute  Mortgage  Loan:  A mortgage  loan  tendered  to the  Trustee  pursuant to the related
Servicing  Agreement,  the  Mortgage  Loan  Purchase  Agreement  or  Section 2.04  of this  Agreement,  as applicable,  in each case, (i) which has an Outstanding  Principal Balance not greater nor materially less than the Mortgage  Loan for which it is to be  substituted;  (ii) which  has a Mortgage  Interest Rate and
Net Rate not less than, and not materially  greater than,  such Mortgage Loan;  (iii) which has a maturity date not materially  earlier or later than such Mortgage Loan and not later than the latest  maturity date of any Mortgage  Loan;  (iv) which is of the same property type and occupancy  type as such Mortgage Loan;
(v) which has a  Loan-to-Value  Ratio not greater  than the  Loan-to-Value  Ratio of such  Mortgage  Loan;
(vi) which  is current in payment of principal  and interest as of the date of  substitution;  (vii) as to which the payment  terms do not vary in any material  respect from the payment  terms of the Mortgage Loan for which it is to be  substituted  and  (viii) which  has a Gross  Margin,  Periodic Rate Cap and Maximum
Lifetime  Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval  between
Interest  Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime  Mortgage Rate no lower than that of such Mortgage Loan.

         Substitution  Adjustment  Amount:  The amount,  if any,  required to be paid by the Mortgage Loan
Seller to the Securities  Administrator  for deposit in the Distribution  Account pursuant to Section 2.04 in connection with the substitution of a Mortgage Loan.

         Tax  Administration  and Tax Matters  Person:  The  Securities  Administrator  and any  successor thereto or assignee  thereof shall serve as tax  administrator  hereunder and as agent for the Tax Matters
Person.  The Holder of the largest  percentage  interest of each Class of Residual  Certificates  shall be the Tax Matters  Person for the related  2006-7  REMIC,  as more  particularly  set forth in Section  9.12 hereof.

         Termination  Purchase Price: The price,  calculated as set forth in Section 10.01,  to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

         Trigger  Event:  With  respect  to any  Distribution  Date,  an  event  that  exists  if (i)  the percentage  obtained by dividing (x) the aggregate Stated Principal  Balance of the Group I Mortgage Loans
that are 60 or more days  Delinquent  (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure and the Group I Mortgage Loans with respect to which the related  Mortgaged  Property has been acquired by the Trust) by (y) the  aggregate  Stated  Principal  Balance of the Group I Mortgage  Loans in
the  mortgage  pool,  in each  case,  as of the close of  business  on the last day of the prior  calendar month,  exceeds  40% of the Current  Specified  Enhancement  Percentage  or (ii) the  aggregate  amount of
Realized  Losses on the Group I Mortgage  Loans since the Cut-off  Date as a percentage  of the  aggregate
Stated  Principal  Balance of the Group I Mortgage  Loans as of the Cut-off  Date  exceeds the  applicable percentage set forth below:

                                             Months      Percentage
                                            37 - 48          0.25%
                                            49 - 60          0.60%
                                            61 - 72          1.05%
                                             73-84           1.45%
                                              84+            1.75%

         Trust  Fund or Trust:  The  corpus of the trust  created  by this  Agreement,  consisting  of the
Mortgage Loans and the other assets described in Section 2.01(a).

         Trustee:  Citibank,  N.A., or its successor in interest,  or any successor  trustee  appointed as herein provided.

         2006-7 REMIC: Any of REMIC I, REMIC II, REMIC III, REMIC IV and  REMIC V.

         Uncertificated  Interest:  With respect to each REMIC Regular Interest on each Distribution Date, an  amount  equal  to one  month's  interest  at  the  related  Uncertificated  Pass-Through  Rate  on the
Uncertificated  Principal  Balance of such REMIC  Regular  Interest.  In each case,  for  purposes  of the distributions,  Uncertificated  Interest  will be reduced by the interest  portion of any Realized  Losses and Net  Interest  Shortfalls  allocated,  with  respect to the REMIC I Regular  Interests,  to such REMIC
Regular  Interests  pursuant  to the  definition  of  Realized  Losses,  with  respect to REMIC II Regular
Interests  LT1,  LT2, LT3 and LT4, to such REMIC  Regular  Interests  pursuant to the  definition of REMIC
II-LT Realized Losses,  with respect to the REMIC III Regular  Interests,  to such REMIC Regular Interests pursuant  to the  definition  of REMIC III  Realized  Losses  and,  with  respect  to the REMIC II Regular
Interests (other than REMIC II Regular  Interests LT1, LT2, LT3 and LT4),  REMIC IV Regular  Interests and
REMIC V Regular Interest, to the Related Classes of Certificates.

         Uncertificated  Pass-Through Rate: With respect to any Distribution Date and REMIC Interest,  the pass-through rate of each such REMIC Interest set forth in Section 5.01(c).

         Uncertificated  Principal  Balance:  The amount of any REMIC Regular  Interest  outstanding as of any date of determination.  As of the Closing Date, the  Uncertificated  Principal Balance of each REMIC I
Regular  Interest  shall equal the amount set forth in  Section 5.01(c)(i)  as its Initial  Uncertificated
Principal  Balance.  On each  Distribution  Date,  the  Uncertificated  Principal  Balance of each REMIC I
Regular  Interest shall be reduced by the sum of (i) the principal  portion of Realized  Losses  allocated to the REMIC I  Regular  Interests in accordance with the definition of Realized Loss and (ii) the amounts deemed  distributed  on each  Distribution  Date in respect of principal on the REMIC I Regular  Interests pursuant to Section 6.10. As of the Closing Date, the  Uncertificated  Principal  Balance of each REMIC II
Regular  Interest  shall  equal the  amount set forth in the  Section  5.01(c)(ii)  hereto as its  Initial
Uncertificated  Principal  Balance.  On each Distribution  Date, the  Uncertificated  Principal Balance of
each REMIC II  Regular  Interest shall be reduced first, by the portion of Realized Losses  allocated,  in reduction  of  the  Certificate  Principal  Balances  of the  Related  Classes  of  Certificates  on  such
Distribution  Date (or, in the case of REMIC II Regular  Interests  LT1,  LT2, LT3 and LT4, as provided in the  definition of REMIC II-LT Realized  Losses) and,  second,  by the amounts deemed  distributed on each
Distribution  Date in respect of principal  on the REMIC II Regular  Interests  pursuant to Section  6.10.
As of the Closing Date,  the  Uncertificated  Principal  Balance of each REMIC III Regular  Interest shall equal the amount set forth in the  Section  5.01(c)(iii)  hereto as its Initial  Uncertificated  Principal
Balance.  On each  Distribution  Date,  the  Uncertificated  Principal  Balance of each REMIC III  Regular
Interest  shall be reduced by the sum of (i) the  principal  portion of Realized  Losses  allocated to the
REMIC III Regular  Interests in  accordance  with the  definition  of REMIC III Realized Loss and (ii) the amounts  deemed  distributed  on each  Distribution  Date in respect of principal on the REMIC III Regular
Interests  pursuant to Section 6.10.  As of the Closing  Date,  the  Uncertificated  Principal  Balance of
each REMIC IV Regular  Interest shall equal the amount set forth in the Section  5.01(c)(v)  hereto as its
Initial  Uncertificated  Principal  Balance.  On each  Distribution  Date,  the  Uncertificated  Principal
Balance of each REMIC IV Regular  Interest  shall be reduced,  first,  by the  portion of Realized  Losses allocated in reduction of the  Certificate  Principal  Balances of the Related  Classes of Certificates on
such  Distribution  Date and,  second,  by all  distributions of principal made on such Related Classes of
Certificates on such Distribution  Date. As of the Closing Date, the  Uncertificated  Principal Balance of
the REMIC V Regular  Interest  shall  equal the  amount set forth in Section  5.01(c)(vi)  as its  Initial
Uncertificated Principal Balance.

         Undercollateralized  Amount:  With  respect  any  Certificate  Group  in  Loan  Group  II and any
Distribution  Date,  the excess of (i) the aggregate  Certificate  Principal  Balance of such  Certificate
Group over (ii) the  aggregate  Stated  Principal  Balance of the Mortgage  Loans in the related  Sub-Loan
Group.

         Uninsured  Cause:  Any cause of damage to a Mortgaged  Property or related REO Property such that the complete  restoration of such Mortgaged  Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the Servicing  Agreement,  without regard to whether or not such policy is maintained.

         United States Person:  A citizen or resident of the United  States,  a corporation or partnership
(including an entity treated as a corporation or partnership  for federal income tax purposes)  created or organized  in, or under the laws of, the United  States or any state  thereof or the  District of Columbia
(except,  in the case of a  partnership,  to the extent  provided  in  regulations),  provided  that,  for purposes  solely of the Residual  Certificates,  no  partnership  or other entity treated as a partnership for United  States  federal  income tax purposes  shall be treated as a United  States  Person  unless all persons  that own an  interest  in such  partnership  either  directly or through any entity that is not a corporation  for United States federal income tax purposes are United States  Persons,  or an estate whose income is subject to United States  federal  income tax  regardless  of its source,  or a trust if a court within the United States is able to exercise  primary  supervision  over the  administration  of the trust and one or more such United  States  Persons have the  authority to control all  substantial  decisions of the trust.  To the extent  prescribed in regulations by the Secretary of the Treasury,  which have not yet been issued,  a trust which was in existence on  August 20,  1996 (other than a trust  treated as owned by the grantor  under  subpart E of part I of  subchapter J of chapter 1 of the Code),  and which was treated as a United  States  person on  August 20,  1996 may elect to  continue  to be treated as a United  States person notwithstanding the previous sentence.

         Unpaid  Realized  Loss  Amount:  With respect to any  Distribution  Date and any Class of Group I
Offered  Certificates  and the Class  I-B-3  Certificates,  is the  excess of (i)  Applied  Realized  Loss
Amounts  with  respect to such Class over (ii) the sum of all  distributions  in  reduction of the Applied
Realized Loss Amounts on all previous  Distribution  Dates. Any amounts  distributed to a Class of Group I
Offered  Certificates and the Class I-B-3  Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

         Wells Fargo:  Wells Fargo Bank, N.A., and any successor thereto.

         Wells Fargo Servicing  Agreement:  Amended and Restated Master Seller's  Warranties and Servicing
Agreement  dated as of November 1, 2005,  between Wells Fargo and EMC,  attached hereto as Exhibit H-8 and by the related Assignment Agreement.

                                                ARTICLE II

                                      Conveyance of Mortgage Loans;

                                    Original Issuance of Certificates

         Section 2.01.     Conveyance of Mortgage Loans to Trustee.  (a) The Depositor  concurrently  with the execution and delivery of this Agreement,  sells,  transfers and assigns to the Trust without recourse all its right,  title and  interest in and to (i) the  Mortgage  Loans  identified  in the  Mortgage  Loan
Schedule,  including all interest and  principal due with respect to the Mortgage  Loans after the Cut-off
Date,  but  excluding  any payments of principal  and interest due on or prior to the Cut-off  Date;  (ii)
such assets as shall from time to time be credited or are  required by the terms of this  Agreement  to be credited to the  Distribution  Account  (iii) such  assets  relating to the Mortgage Loans as from time to time  may be  held  by the  Servicers  in  Protected  Accounts  and the  Securities  Administrator  in the
Distribution  Account  in the  name  of the  Trustee  on  behalf  of the  Trust  for  the  benefit  of the
Certificateholders  and the  Securities  Administrator  in the Reserve  Fund in the name of the Trustee on
behalf  of  the  Trust  for  the   benefit   of  the  Group  I  Offered,   Class   I-B-3  and  Class  B-IO
Certificateholders,  (iv) any REO Property,  (v) the Required  Insurance  Policies and any amounts paid or payable by the insurer  under any  Insurance  Policy (to the extent the  mortgagee  has a claim  thereto),
(vi) the Mortgage Loan Purchase  Agreement,  (vii) the rights with respect to the Servicing  Agreements as assigned  to the  Trustee  on  behalf  of the  Trust  for the  benefit  of the  Certificateholders  by the
Assignment  Agreements  and the rights of the  Depositor  under the EMC Servicing  Agreement,  (viii) such assets as shall  from time to time be  credited  or are  required  by the  terms of this  Agreement  to be credited  to the  Distribution  Account  and the  Reserve  Fund and (ix) any  proceeds  of the  foregoing.
Although it is the intent of the parties to this Agreement that the conveyance of the  Depositor's  right, title and  interest  in and to the  Mortgage  Loans and other  assets in the Trust Fund  pursuant  to this
Agreement  shall  constitute  a purchase  and sale and not a loan,  in the event that such  conveyance  is deemed to be a loan,  it is the  intent of the  parties  to this  Agreement  that the  Depositor  shall be deemed  to have  granted  to the  Trustee  a first  priority  perfected  security  interest  in all of the
Depositor's  right,  title and interest in, to and under the Mortgage  Loans and other assets in the Trust
Fund,  and  that  this  Agreement  shall  constitute  a  security  agreement  under  applicable  law.  The
Depositor,  the Seller and the Trustee  agree that it is not intended  that any Mortgage  Loan be conveyed to the Trust that is either (i) a "High-Cost  Home Loan" as defined in the New Jersey Home  Ownership  Act effective  November  27,  2003,  (ii) a  "High-Cost  Home Loan" as  defined  in the New  Mexico  Home Loan
Protection  Act  effective  January  1, 2004  (iii) a "High  Cost Home  Mortgage  Loan" as  defined in the
Massachusetts  Predatory  Home Loan  Practices  Act effective  November 7, 2004 or (iv) a "High-Cost  Home
Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

         (b)      In connection with the above transfer and  assignment,  the Sponsor hereby deposits with the Trustee or the related Custodian, on behalf of the Trustee, with respect to each Mortgage Loan:

                  (i)      the original  Mortgage Note,  endorsed without recourse (A) to the order of the
Trustee or (B) in the case of a Mortgage Loan  registered on the MERS system,  in blank,  and in each case showing an unbroken chain of endorsements  from the originator  thereof to the Person  endorsing it to the
Trustee, or lost note affidavit together with a copy of the related Mortgage Note,

                  (ii)     the original  Mortgage and, if the related Mortgage Loan is a MOM Loan,  noting the presence of the MIN and language  indicating  that such Mortgage Loan is a MOM Loan,  which shall have been recorded (or if the original is not available,  a copy),  with evidence of such  recording  indicated
thereon (or if clause (w) in the proviso below applies, shall be in recordable form),

                  (iii)    unless the Mortgage  Loan is assigned in the name of MERS, a certified  copy of the  assignment  (which may be in the form of a blanket  assignment  if permitted in the  jurisdiction  in which the  Mortgaged  Property is located) to  "Citibank,  N.A.,  as Trustee",  with evidence of recording with  respect to each  Mortgage  Loan in the name of the Trustee  thereon (or if clause (w) in the proviso below applies or for Mortgage Loans with respect to which the related  Mortgaged  Property is located in a state other than Maryland,  Tennessee,  South Carolina,  Mississippi and Florida, or an Opinion of Counsel
has been provided as set forth in this Section 2.01(b), shall be in recordable form),

                  (iv)     all intervening assignments of the Security Instrument,  if applicable and only to the extent available to the Depositor with evidence of recording thereon,

                  (v)      the  original  or a copy of the  policy  or  certificate  of  primary  mortgage guaranty insurance, to the extent available, if any,

                  (vi)     the original  policy of title  insurance or  mortgagee's  certificate  of title insurance or commitment or binder for title insurance, and

                  (vii)    originals of all modification agreements, if applicable and available.

provided,  however,  that in lieu of the  foregoing,  the Depositor  may deliver the following  documents, under the  circumstances  set forth below: (w) in lieu of the original  Security  Instrument,  assignments to the Trustee or  intervening  assignments  thereof  which have been  delivered,  are being  delivered or will, upon receipt of recording  information  relating to the Security  Instrument required to be included thereon,  be delivered to recording  offices for  recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver,  or cause to be delivered,  a true copy  thereof with a stamp on the face of such copy,  substantially  as follows:  "Certified  to be a true  and  correct  copy of the  original";  (x) in lieu of the  Security  Instrument,  assignment  to the
Trustee or intervening  assignments thereof, if the applicable  jurisdiction retains the originals of such documents  (as evidenced by a  certification  from the Depositor to such effect) the Depositor may deliver photocopies of such documents  containing an original  certification by the judicial or other governmental authority of the  jurisdiction  where such  documents were  recorded;  and (y) the Depositor  shall not be required to deliver  intervening  assignments or Mortgage Note endorsements  between the applicable Seller and the Depositor,  and between the Depositor and the Trustee;  and provided,  further,  however,  that in the case of  Mortgage  Loans  which  have been  prepaid in full  after the  Cut-off  Date and prior to the
Closing Date, the  Depositor,  in lieu of delivering  the above  documents,  may deliver to the Trustee or the  Custodian,  on its  behalf,  a  certification  to such effect and shall  deposit all amounts  paid in respect of such  Mortgage  Loans in the  Distribution  Account on the Closing Date.  The  Depositor  shall deliver such  original  documents  (including  any original  documents  as to which  certified  copies had previously  been  delivered)  to the  Trustee or the  Custodian,  on its behalf,  promptly  after they are received.  The Depositor shall cause the Sponsor (on its own behalf and on behalf of Master  Funding),  at its expense,  to cause each assignment of the Security  Instrument to the Trustee to be recorded not later than 180 days after the Closing Date,  unless (a) such  recordation is not required by the Rating Agencies or an Opinion of Counsel  addressed  to the Trustee has been  provided to the Trustee  (with a copy to the
Custodian)  which  states that  recordation  of such  Security  Instrument  is not required to protect the interests  of the  Certificateholders  in the  related  Mortgage  Loans or (b) MERS is  identified  on the
Mortgage or on a properly  recorded  assignment  of the  Mortgage  as the  mortgagee  of record  solely as nominee for the Sponsor and Master  Funding and its successor and assigns;  provided,  however,  that each assignment  shall be  submitted  for  recording  by the Sponsor (on its own behalf and on behalf of Master
Funding) in the manner  described  above,  at no expense to the Trust or the Trustee or the Custodian,  on its  behalf,  upon the  earliest to occur of:  (i) reasonable  direction  by the  Holders of  Certificates evidencing  Fractional  Undivided  Interests  aggregating  not  less  than  25%  of  the  Trust,  (ii) the occurrence  of an Event of Default,  (iii) the  occurrence  of a  bankruptcy,  insolvency  or  foreclosure relating to the Sponsor and (iv) the  occurrence  of a servicing  transfer as  described  in  Section 8.02 hereof.

         Section 2.02.     Acceptance  of Mortgage  Loans by Trustee.  (a) The  Trustee  acknowledges  the sale,  transfer and assignment of the Trust Fund to it (or the Custodian,  on its behalf) by the Depositor and  receipt  of,  subject  to  further  review  and the  exceptions  which may be noted  pursuant  to the procedures  described  below,  and declares that it holds,  the documents  (or certified  copies  thereof)
delivered to it or the Custodian,  on its behalf,  pursuant to Section 2.01,  and declares that it (or the
Custodian,  on its behalf) will  continue to hold those  documents  and any  amendments,  replacements  or supplements  thereto and all other  assets of the Trust Fund  delivered  to it (or the  Custodian,  on its behalf)  as  Trustee  in  trust  for the  use  and  benefit  of all  present  and  future  Holders  of the
Certificates.  On the Closing Date, with respect to the Mortgage Loans, the Custodian,  shall  acknowledge with respect to each Mortgage Loan by delivery to the  Depositor,  the Master  Servicer and the Trustee of
an Initial  Certification  substantially  in the form of Exhibit One to the related  Custodial  Agreement, receipt of the Mortgage File, but without  review of such Mortgage  File,  except to the extent  necessary to confirm that such  Mortgage File contains the related  Mortgage Note or lost note  affidavit.  No later than 90 days after the  Closing  Date (or with  respect  to any  Substitute  Mortgage  Loan,  within  five
Business  Days after the  receipt by the  Trustee or  Custodian  thereof),  the  Trustee  agrees,  for the benefit  of the  Certificateholders,  to review or cause to be  reviewed  by the  Custodian  on its behalf
(under the related  Custodial  Agreement),  each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered,  to the Depositor,  the Master  Servicer and the Trustee an Interim
Certification  substantially  in the form annexed as Exhibit Two to the related  Custodial  Agreement.  In conducting such review,  the Trustee or Custodian,  on behalf of the Trustee,  will ascertain  whether all required  documents  have been executed and received,  and based on the Mortgage  Loan  Schedule,  whether those documents  relate,  determined on the basis of the Mortgagor name,  original  principal  balance and loan number,  to the Mortgage  Loans it has received,  as identified  in the Mortgage  Loan  Schedule.  In performing any such review,  the Trustee or the Custodian,  on its behalf,  may  conclusively  rely on the purported due  execution and  genuineness  of any such  document and on the purported  genuineness  of any signature thereon. If the Trustee or the Custodian,  on its behalf,  finds any document  constituting part of the Mortgage  File has not been executed or received,  or to be  unrelated,  determined on the basis of the Mortgagor  name,  original  principal  balance and loan number,  to the Mortgage  Loans  identified in
Exhibit B,  or to appear defective on its face (i.e. torn, mutilated,  or otherwise physically altered) (a
"Material Defect"),  the Trustee or the Custodian,  on its behalf,  shall upon completion of the review of all files,  but in no event later than 90 days after the Closing Date,  notify the Sponsor.  In accordance with the  Mortgage  Loan  Purchase  Agreement,  the  Sponsor  (on its own  behalf  and on behalf of Master
Funding)  shall  correct or cure any such defect  within ninety (90) days from the date of notice from the
Trustee or the  Custodian,  on its  behalf,  of the defect  and if the  Sponsor  (on its own behalf and on behalf of Master  Funding)  fails to  correct or cure the  defect  within  such  period,  and such  defect materially and adversely  affects the interests of the  Certificateholders  in the related  Mortgage Loan, the Trustee or the  Custodian,  on its behalf,  shall  enforce the  Sponsor's  obligation  pursuant to the
Mortgage Loan Purchase  Agreement  within 90 days from the Trustee's or the Custodian's  notification,  to purchase such Mortgage Loan (on its own behalf and on behalf of Master  Funding) at the Repurchase  Price;
provided  that,  if such defect would cause the Mortgage  Loan to be other than a "qualified  mortgage" as defined in  Section 860G(a)(3)(A)  of the Code and Treasury Regulation Section  1.860G-2(a)(1),  (2), (4),
(5), (6), (7) and (9), without reliance on the provisions of Treasury  Regulation  Section  1.860G-2(a)(3)
or Treasury  Regulation Section  1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a  "qualified  mortgage"  notwithstanding  its failure to meet the  requirements  of Section
860G(a)(3)(A)  of the Code and Treasury  Regulation  Section  1.860G-2(a)(1),  (2), (4), (5), (6), (7) and
(9),  any such cure or  repurchase  must occur  within 90 days from the date such  breach was  discovered;
provided,  however,  that if such defect relates solely to the inability of the Sponsor (on its own behalf and on behalf of Master Funding) to deliver the original  Security  Instrument or intervening  assignments thereof,  or a certified copy because the originals of such  documents,  or a certified copy have not been returned by the applicable  jurisdiction,  the Sponsor (on its own behalf and on behalf of Master Funding)
shall not be required to purchase such Mortgage  Loan if the Sponsor  delivers such original  documents or certified  copy  promptly upon  receipt,  but in no event later than 360 days after the Closing Date.  The foregoing  repurchase  obligation  shall not apply in the event that the Sponsor (on its own behalf and on behalf of Master  Funding)  cannot  deliver such original or copy of any document  submitted for recording to the  appropriate  recording  office in the applicable  jurisdiction  because such document has not been returned by such  office;  provided  that the Sponsor (on its own behalf and on behalf of Master  Funding)
shall instead deliver a recording  receipt of such recording  office or, if such receipt is not available, a  certificate  confirming  that such  documents  have been  accepted for  recording,  and delivery to the
Trustee or the  Custodian,  on its  behalf,  shall be  effected  by the  Sponsor (on its own behalf and on behalf of Master Funding) within thirty days of its receipt of the original recorded document.

         (b)      No later  than 180 days  after  the  Closing  Date (or with  respect  to any  Substitute
Mortgage Loan, within five Business Days after the receipt by the Trustee or the Custodian  thereof),  the
Trustee or the  Custodian,  on its behalf,  will review,  for the benefit of the  Certificateholders,  the
Mortgage  Files  delivered to it and will execute and deliver or cause to be executed and delivered to the
Depositor,  the Master Servicer and the Trustee a Final  Certification,  substantially in the form annexed as Exhibit  Three to the related  Custodial  Agreement.  In  conducting  such  review,  the Trustee or the
Custodian,  on its behalf,  will  ascertain  whether an original of each document  required to be recorded has been  returned from the recording  office with evidence of recording  thereon or a certified  copy has been  obtained  from the  recording  office.  If the  Trustee or the  Custodian,  on its  behalf,  finds a
Material Defect, the Trustee or the Custodian,  on its behalf,  shall upon completion of the review of all files,  but in no event  later  than 180 days  after the  Closing  Date,  notify  the  Sponsor  (provided, however,  that with respect to those  documents  described  in Sections  2.01(b)(iv),  (v) and (vii),  the
Trustee's  and  Custodian's  obligations  shall  extend only to the  documents  actually  delivered to the
Trustee or the Custodian,  on behalf of the Trustee,  pursuant to such  Sections).  In accordance with the
Mortgage Loan Purchase  Agreement  the Sponsor (on its own behalf and on behalf of Master  Funding)  shall correct  or cure  any  such  defect  within  90 days  from the date of  notice  from  the  Trustee  or the
Custodian,  on its behalf,  of the Material  Defect and if the Sponsor (on its own behalf and on behalf of
Master  Funding)  is unable to cure such defect  within such  period,  and if such defect  materially  and adversely  affects the  interests of the  Certificateholders  in the related  Mortgage  Loan,  the Trustee shall enforce the Sponsor's  obligation under the Mortgage Loan Purchase  Agreement to provide (on its own behalf and on behalf of Master  Funding) a  Substitute  Mortgage  Loan (if within two years of the Closing
Date) or purchase such Mortgage  Loan at the  Repurchase  Price;  provided,  however,  that if such defect
would   cause  the   Mortgage   Loan  to  be  other   than  a   "qualified   mortgage"   as   defined   in
Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1),  (2), (4), (5), (6), (7)
and (9),  without reliance on the provisions of Treasury  Regulation  Section  1.860G-2(a)(3)  or Treasury
Regulation  Section  1.860G-2(f)(2)  or any other provision that would allow a Mortgage Loan to be treated as a "qualified  mortgage"  notwithstanding its failure to meet the requirements of Section  860G(a)(3)(A)
of the Code and Treasury  Regulation  Section  1.860G-2(a)(1),  (2),  (4), (5), (6), (7) and (9), any such cure,  repurchase  or  substitution  must occur  within 90 days from the date such breach was  discovered;
provided,  further,  that if such defect relates solely to the inability of the Sponsor (on its own behalf and on behalf of Master Funding) to deliver the original  Security  Instrument or intervening  assignments thereof,  or a certified copy,  because the originals of such documents or a certified copy, have not been returned by the applicable  jurisdiction,  the Sponsor (on its own behalf and on behalf of Master Funding)
shall not be required to purchase such  Mortgage  Loan, if the Sponsor (on its own behalf and on behalf of
Master  Funding)  delivers such  original  documents or certified  copy  promptly upon receipt,  but in no event later than 360 days after the Closing Date.  The  foregoing  repurchase  obligation  shall not apply in the event that the  Sponsor (on its own behalf and on behalf of Master  Funding)  cannot  deliver  such original or copy of any document  submitted  for  recording  to the  appropriate  recording  office in the applicable  jurisdiction  because such  document has not been  returned by such office;  provided that the
Sponsor (on its own behalf and on behalf of Master Funding) shall instead  deliver a recording  receipt of such recording office or, if such receipt is not available,  a certificate  confirming that such documents have been accepted for recording,  and delivery to the Trustee or the Custodian,  on its behalf,  shall be effected by the Sponsor or Master  Funding  within  thirty  days of its receipt of the  original  recorded document.

         (c)      In the event that a Mortgage  Loan is  purchased  by the Sponsor (on its own behalf as a
Seller or on behalf of Master  Funding) in  accordance  with  Sections  2.02(a) or (b) above,  the Sponsor shall  remit to the  Securities  Administrator,  the  Repurchase  Price for  deposit  in the  Distribution
Account  and  the  Sponsor  shall  provide  to  the  Securities  Administrator  and  the  Trustee  written notification  detailing the components of the Repurchase  Price.  Upon deposit of the Repurchase  Price in the  Distribution  Account,  the Depositor  shall notify the Trustee and the  Custodian,  on behalf of the
Trustee  (upon receipt of a Request for Release in the form of Exhibit D  attached  hereto with respect to such  Mortgage  Loan),  shall  release to the  Sponsor  the related  Mortgage  File and the Trustee  shall execute and deliver  all  instruments  of transfer or  assignment,  without  recourse,  representation  or warranty,  furnished to it by the  Sponsor,  as are  necessary to vest in the Sponsor  title to and rights under  the  Mortgage  Loan.  Such  purchase  shall be  deemed  to have  occurred  on the date on which the
Repurchase  Price in  available  funds is  received by the  Securities  Administrator.  The Sponsor  shall amend the Mortgage Loan Schedule to reflect such  repurchase  and shall promptly  notify the Trustee,  the
Securities  Administrator,  the Master Servicer,  the Custodian and the Rating Agencies of such amendment.
The  obligation  of the  Sponsor to  repurchase  (on its own behalf and on behalf of Master  Funding)  any
Mortgage  Loan as to  which  such a defect  in a  constituent  document  exists  shall be the sole  remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         Section 2.03.     Assignment  of  Interest  in the  Mortgage  Loan  Purchase  Agreement.  (a) The
Depositor  hereby assigns to the Trustee,  on behalf of the  Certificateholders,  all of its right,  title and interest in the Mortgage Loan Purchase  Agreement  including but not limited to the Depositor's rights and obligations  pursuant to the Servicing  Agreements  (noting that the Sponsor has retained the right in the event of breach  of the  representations,  warranties  and  covenants,  if any,  with  respect  to the related  Mortgage Loans of the related Servicer under the related  Servicing  Agreement to enforce (on its own  behalf and on behalf of Master  Funding)  the  provisions  thereof  and to seek all or any  available remedies).  The  obligations  of the  Sponsor  (on its own  behalf  and on behalf of  Master  Funding)  to
substitute   or   repurchase,   as   applicable,   a  Mortgage   Loan  shall  be  the  Trustee's  and  the
Certificateholders'  sole remedy for any breach  thereof.  At the request of the  Trustee,  the  Depositor shall take such actions as may be  necessary  to enforce the above right,  title and interest on behalf of the  Trustee  and the  Certificateholders  or shall  execute  such  further  documents  as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

         (b)      If the Depositor,  the Master Servicer,  or the Trustee discovers a breach of any of the representations  and  warranties  set  forth  in  the  Mortgage  Loan  Purchase  Agreement,  which  breach materially and adversely  affects the value of the interests of  Certificateholders  or the Trustee in the related  Mortgage  Loan, the party  discovering  the breach shall give prompt written notice of the breach to the other  parties.  The  Sponsor (on its own behalf and on behalf of Master  Funding),  within 90 days of its  discovery or receipt of notice that such breach has occurred  (whichever  occurs  earlier),  shall cure the  breach in all  material  respects  or,  subject  to the  Mortgage  Loan  Purchase  Agreement  or
Section 2.04 of this Agreement,  as applicable,  shall purchase the Mortgage Loan or any property acquired
with  respect  thereto  from  the  Trustee;  provided,   however,  that  if  there  is  a  breach  of  any
representation  set forth in the Mortgage Loan Purchase  Agreement or Section 2.04  of this Agreement,  as applicable,  and the Mortgage Loan or the related  property  acquired with respect  thereto has been sold, then  the  Sponsor  (on its own  behalf  and on  behalf  of  Master  Funding)  shall  pay,  in lieu of the
Repurchase  Price,  any excess of the Repurchase  Price over the Net  Liquidation  Proceeds  received upon such sale.  (If the Net  Liquidation  Proceeds  exceed the Repurchase  Price,  any excess shall be paid to the  Sponsor to the extent not  required  by law to be paid to the  borrower.)  Any such  purchase  by the
Sponsor (on its own behalf and on behalf of Master  Funding)  shall be made by  providing  an amount equal to the  Repurchase  Price to the  Securities  Administrator  for deposit in the  Distribution  Account and written  notification  detailing the components of such Repurchase  Price.  The Depositor shall notify the
Trustee  and submit to the  Trustee or the  Custodian,  on its  behalf,  a Request  for  Release,  and the
Trustee  shall cause the  Custodian to release,  to the Sponsor the related  Mortgage File and the Trustee shall execute and deliver all  instruments  of transfer or  assignment  furnished to it by the Sponsor (on its own behalf and on behalf of Master  Funding),  without  recourse,  representation  or  warranty as are necessary  to vest in the Sponsor  title to and rights under the  Mortgage  Loan or any property  acquired with  respect  thereto.  Such  purchase  shall  be  deemed  to have  occurred  on the  date on  which  the
Repurchase  Price in  available  funds is  received by the  Securities  Administrator.  The Sponsor  shall amend the Mortgage Loan Schedule to reflect such  repurchase  and shall promptly  notify the Trustee,  the
Securities  Administrator,   the  Master  Servicer,  each  Custodian  and  the  Rating  Agencies  of  such amendment.  Enforcement  of the  obligation  of the  Sponsor  (on its own  behalf  and on behalf of Master
Funding) to purchase  (or  substitute a Substitute  Mortgage  Loan for) any Mortgage  Loan or any property acquired  with  respect  thereto  (or pay the  Repurchase  Price as set forth in the above  proviso) as to which a breach has occurred and is continuing  shall  constitute  the sole remedy  respecting  such breach available to the Certificateholders or the Trustee on their behalf.

         In connection with any repurchase of a Mortgage Loan pursuant to this  Section 2.03,  the Sponsor
(on its own behalf and on behalf of Master  Funding)  shall  furnish to the  Securities  Administrator  an
Officer's  Certificate,  signed by a duly  authorized  officer  of the  Sponsor  to the  effect  that such repurchase  has been made in  accordance  with the terms and  conditions  of this  Agreement  and that all conditions  precedent to such  repurchase or substitution  have been satisfied,  including the delivery to the Securities  Administrator of the Purchase Price or Substitution Adjustment Amount, as applicable,  for deposit  into the  Distribution  Account,  together  with copies of any Opinion of Counsel  required to be delivered  pursuant to this  Agreement  and the related  Request for  Release.  Solely for purposes of the
Securities  Administrator providing an Assessment of Compliance,  upon receipt of such documentation,  the
Securities  Administrator shall approve such repurchase,  as applicable,  and which approval shall consist solely of the Securities  Administrator's  receipt of such  documentation  and deposits.  It is understood and agreed that the  obligation  under this  Agreement  of the Sponsor (on its own behalf and on behalf of
Master  Funding) to cure,  repurchase  or replace any Mortgage  Loan as to which a breach has occurred and is continuing shall  constitute the sole remedies  against the Sponsor and Master Funding  respecting such breach available to Certificateholders, the Depositor, the Trustee or the Securities Administrator.

         Section 2.04.     Substitution  of Mortgage  Loans.  Notwithstanding  anything to the contrary in this  Agreement,  in lieu of purchasing a Mortgage  Loan pursuant to the Mortgage Loan Purchase  Agreement or  Sections  2.02 or 2.03 of this  Agreement,  the  Sponsor  (on its own  behalf  and on behalf of Master
Funding) may, no later than the date by which such  purchase by the Sponsor  would  otherwise be required, tender to the Trustee a Substitute  Mortgage Loan  accompanied by a certificate  of an authorized  officer of the  Sponsor  that  such  Substitute  Mortgage  Loan  conforms  to the  requirements  set  forth in the definition of "Substitute  Mortgage Loan" in the Mortgage Loan Purchase  Agreement or this  Agreement,  as applicable;  provided,  however,  that  substitution  pursuant to the Mortgage Loan Purchase  Agreement or
Section 2.04  of this  Agreement,  as  applicable,  in lieu of purchase  shall not be permitted  after the termination of the two-year period  beginning on the Startup Day;  provided,  further,  that if the breach
would   cause  the   Mortgage   Loan  to  be  other   than  a   "qualified   mortgage"   as   defined   in
Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1),  (2), (4), (5), (6), (7)
and (9),  without reliance on the provisions of Treasury  Regulation  Section  1.860G-2(a)(3)  or Treasury
Regulation  Section  1.860G-2(f)(2)  or any other provision that would allow a Mortgage Loan to be treated as a "qualified  mortgage"  notwithstanding its failure to meet the requirements of Section  860G(a)(3)(A)
of the Code and Treasury  Regulation  Section  1.860G-2(a)(1),  (2),  (4), (5), (6), (7) and (9), any such cure or  substitution  must  occur  within 90 days from the date the breach was  discovered.  The  Sponsor will promptly notify the Master Servicer and the Securities  Administrator of any such  substitution.  The
Trustee or the  Custodian,  on its behalf,  shall  examine the Mortgage File for any  Substitute  Mortgage
Loan in the manner set forth in  Section 2.02(a)  and the Trustee or the Custodian,  on its behalf,  shall notify the Sponsor,  in writing,  within five  Business Days after  receipt,  whether or not the documents relating to the  Substitute  Mortgage  Loan  satisfy the  requirements  of the fourth  sentence of Section
2.02(a).  Within two Business Days after such  notification,  the Sponsor (on its own behalf and on behalf of Master Funding) shall provide to the Securities  Administrator for deposit in the Distribution  Account the amount,  if any, by which the Outstanding  Principal  Balance as of the next preceding Due Date of the
Mortgage Loan for which  substitution  is being made,  after giving effect to the Scheduled  Principal due on such date, exceeds the Outstanding  Principal Balance as of such date of the Substitute  Mortgage Loan, after  giving  effect to  Scheduled  Principal  due on such date,  which  amount  shall be treated for the purposes  of this  Agreement  as if it were the  payment by the  Sponsor of the  Repurchase  Price for the purchase of a Mortgage  Loan by the  Sponsor.  After such  notification  to the  Sponsor  and, if any such excess  exists,  upon receipt of such  deposit,  the Trustee  shall accept such  Substitute  Mortgage Loan which shall  thereafter be deemed to be a Mortgage Loan  hereunder.  In the event of such a  substitution, accrued interest on the Substitute  Mortgage Loan for the month in which the  substitution  occurs and any
Principal  Prepayments  made thereon during such month shall be the property of the Trust Fund and accrued interest  for such  month on the  Mortgage  Loan for  which  the  substitution  is made and any  Principal
Prepayments  made  thereon  during  such  month  shall  be the  property  of the  Sponsor.  The  Scheduled
Principal  on a Substitute  Mortgage  Loan due on the Due Date in the month of  substitution  shall be the property of the Sponsor and the  Scheduled  Principal on the Mortgage Loan for which the  substitution  is made due on such Due Date shall be the  property  of the Trust Fund.  Upon  acceptance  of the  Substitute
Mortgage Loan (and delivery to the Trustee or the Custodian as agent of the Trustee,  as applicable,  of a
Request for Release for such Mortgage Loan),  the Trustee or the Custodian,  on its behalf,  shall release to the Sponsor the related  Mortgage File related to any Mortgage  Loan released  pursuant to the Mortgage
Loan Purchase  Agreement or Section 2.04 of this Agreement,  as applicable,  and shall execute and deliver all  instruments  of transfer  or  assignment,  without  recourse,  representation  or warranty in form as provided  to it as are  necessary  to vest in the  Sponsor  title to and rights  under any  Mortgage  Loan released  pursuant  to the  Mortgage  Loan  Purchase  Agreement  or  Section 2.04  of this  Agreement,  as applicable.  The Sponsor (on its own behalf and on behalf of Master  Funding)  shall deliver the documents related to the  Substitute  Mortgage Loan in accordance  with the provisions of the Mortgage Loan Purchase
Agreement or Sections  2.01(b) and 2.02(b) of this Agreement,  as applicable,  with the date of acceptance of the  Substitute  Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Sections.  The  representations  and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Sponsor with respect to each  Substitute  Mortgage Loan as of the date of  acceptance  of such  Mortgage  Loan by the Trustee.  The Sponsor  shall amend the  Mortgage  Loan
Schedule to reflect such  substitution  and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee, the Securities Administrator, the Master Servicer, each Custodian and the Rating Agencies.

         In  connection  with any  substitution  of a Mortgage  Loan  pursuant to this Section  2.04,  the
Sponsor  shall  furnish  to the  Securities  Administrator  an  Officer's  Certificate,  signed  by a duly authorized  officer of the Sponsor to the effect that such  substitution  has been made in accordance with the terms and  conditions of this Agreement and that all conditions  precedent to such  substitution  have been  satisfied,  including  the  delivery  to the  Securities  Administrator  of the  Purchase  Price  or
Substitution  Adjustment Amount, as applicable,  for deposit into the Distribution Account,  together with copies of any Opinion of Counsel  required to be  delivered  pursuant  to this  Agreement  and the related
Request for Release.  Solely for purposes of the  Securities  Administrator  providing  an  Assessment  of
Compliance,  upon  receipt  of  such  documentation,  the  Securities  Administrator  shall  approve  such substitution,  as applicable,  and which  approval shall consist solely of the Securities  Administrator's receipt of such  documentation  and deposits.  It is understood and agreed that the obligation  under this
Agreement  of the  Sponsor  (on its own behalf and on behalf of Master  Funding)  to cure,  repurchase  or replace any Mortgage Loan as to which a breach has occurred and is continuing  shall  constitute  the sole remedies against the Sponsor and Master Funding  respecting such breach  available to  Certificateholders, the Depositor, the Trustee or the Securities Administrator.

         Section 2.05.     Issuance of  Certificates.  (a) The Trustee  acknowledges  the assignment to it of the Mortgage Loans and the other assets  comprising  the Trust Fund and,  concurrently  therewith,  the
Securities  Administrator  has signed,  and  countersigned  and  delivered to the  Depositor,  in exchange therefor,  Certificates in such authorized denominations  representing such Fractional Undivided Interests as the Depositor has  requested.  The Trustee (or the  Custodian,  on its behalf) agrees that it will hold the Mortgage  Loans and such other  assets as may from time to time be delivered to it (or the  Custodian, on its behalf)  segregated on the books of the Trustee (or the Custodian,  on its behalf) in trust for the benefit of the Certificateholders.

         (b)      The  Depositor,  concurrently  with the  execution  and  delivery  hereof,  does  hereby transfer,  assign,  set over and otherwise  convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to (i) the REMIC I Regular  Interests,  and the other assets of
REMIC II, for the benefit of the holders of the REMIC II  Interests,  (ii) the REMIC II Regular  Interests
and REMIC III Regular  Interests  and the other  assets of REMIC IV, for the benefit of the holders of the
REMIC IV Interests and (iv) REMIC IV Regular  Interests  B-IO-I and B-IO-P,  and the other assets of REMIC
V for the benefit of the holders of the REMIC V Interests.  The Trustee  acknowledges receipt of the REMIC
I Regular  Interests,  REMIC II  Regular  Interests,  REMIC III  Regular  Interests  and REMIC IV  Regular
Interests  B-IO-I and B-IO-P (each of which are  uncertificated)  and the other assets of REMIC III, REMIC
IV and REMIC V, and  declares  that it holds and will  hold the same in trust  for the  exclusive  use and benefit  of the  holders  of the  REMIC III  Interests,  REMIC IV  Interests  and  REMIC V  Interests,  as
applicable.

         Section 2.06.     Representations and Warranties  Concerning the Depositor.  The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

         (a)      the  Depositor  is duly  organized  and is validly  existing  as a  corporation  in good standing  under the laws of the State of Delaware  and has full power and  authority  necessary  to own or hold its  properties  and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement;

         (b)      the Depositor has the full power and authority to execute,  deliver and perform,  and to enter into and consummate the transactions  contemplated  by, this Agreement and has duly  authorized,  by all necessary  corporate  action on its part, the execution,  delivery and  performance of this Agreement, and this  Agreement,  assuming the due  authorization,  execution and delivery hereof by the other parties hereto,  constitutes a legal,  valid and binding  obligation  of the  Depositor,  enforceable  against the
Depositor in accordance with its terms,  subject,  as to  enforceability,  to (i) bankruptcy,  insolvency, reorganization,  moratorium and other similar laws affecting  creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;
         (c)      the execution and delivery of this Agreement by the Depositor,  the  consummation of the transactions  contemplated by this  Agreement,  and the fulfillment of or compliance with the terms hereof are in the ordinary  course of business of the Depositor  and will not (A) result in a material  breach of any term or provision of the articles of  incorporation  or by-laws of the Depositor or (B) conflict with, result in a breach,  violation or  acceleration  of, or result in a default under,  the terms of any other material  agreement  or  instrument  to which the  Depositor is a party or by which it may be bound or (C)
constitute a violation of any  statute,  order or  regulation  applicable  to the  Depositor of any court, regulatory body,  administrative  agency or governmental body having jurisdiction over the Depositor;  and the  Depositor is not in breach or violation of any  indenture  or other  agreement or  instrument,  or in violation of any statute,  order or regulation of any court,  regulatory  body,  administrative  agency or governmental  body having  jurisdiction  over it,  which  breach or violation  may  materially  impair the
Depositor's ability to perform or meet any of its obligations under this Agreement;

         (d)      no  litigation is pending,  or, to the best of the  Depositor's  knowledge,  threatened,
against  the  Depositor  that  would   materially  and  adversely   affect  the  execution,   delivery  or
enforceability  of this  Agreement or the ability of the Depositor to perform its  obligations  under this
Agreement in accordance with the terms hereof;

         (e)      no consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the Depositor of, or compliance by the
Depositor with, this Agreement or the  consummation of the  transactions  contemplated  hereby,  or if any such consent, approval, authorization or order is required, the Depositor has obtained the same; and

         (f)      immediately  prior to the transfer and  assignment  to the Trustee,  each  Mortgage Note and each Mortgage were not subject to an assignment or pledge,  and the Depositor had good and  marketable title to and was the sole owner  thereof and had full right to  transfer  and sell such  Mortgage  Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

         (g)      The  Depositor   has  filed  all  reports   required  to  be  filed  by  Section  13  or
Section 15(d)  of the Exchange Act during the preceding 12 months (or for such shorter period if required)
and has been subject to such filing requirements for the past 90 days.

         Section 2.07.     [Reserved]

         Section 2.08.       Purposes and Powers of the Trust.

         The  purpose  of the  common  law trust,  as  created  hereunder,  is to engage in the  following activities:

         (a)      acquire  and hold the  Mortgage  Loans  and the other  assets of the Trust  Fund and the proceeds therefrom;

         (b)      to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

         (c)      to make payments on the Certificates;

         (d)      to engage in those  activities that are necessary,  suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (e)      subject to compliance  with this  Agreement,  to engage in such other  activities as may be required in  connection  with  conservation  of the Trust Fund and the making of  distributions  to the
Certificateholders.

         The  Trust is  hereby  authorized  to engage in the  foregoing  activities.  The trust  shall not engage  in any  activity  other  than in  connection  with the  foregoing  or other  than as  required  or authorized by the terms of this  Agreement  while any  Certificate is  outstanding,  and this Section 2.08 may  not be  amended,  without  the  consent  of the  Certificateholders  evidencing  51% or  more  of the aggregate voting rights of the Certificates.

                                               ARTICLE III

                              Administration and Servicing of Mortgage Loans

         Section 3.01.     Master Servicer.  The Master Servicer shall supervise,  monitor and oversee the obligation of the Servicers to service and administer their  respective  Mortgage Loans in accordance with the terms of the  applicable  Servicing  Agreements  and shall have full power and authority to do any and all things  which it may deem  necessary  or  desirable  in  connection  with such  master  servicing  and administration.  In  performing  its  obligations  hereunder,  the Master  Servicer  shall act in a manner consistent with Accepted Master Servicing  Practices.  Furthermore,  the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master  Servicer's  obligations hereunder,  shall  receive,  review and evaluate all reports,  information  and other data provided to the
Master  Servicer  by each  Servicer  and shall cause each  Servicer to perform and observe the  covenants, obligations  and conditions to be performed or observed by such Servicer  under its  applicable  Servicing
Agreement.  The Master  Servicer shall  independently  and separately  monitor each  Servicer's  servicing activities  with respect to each related  Mortgage  Loan,  reconcile the results of such  monitoring  with such  information  provided  in the  previous  sentence  on a  monthly  basis  and  coordinate  corrective adjustments to the Servicers' and Master  Servicer's  records,  and based on such reconciled and corrected information,  the Master Servicer shall provide such information to the Securities  Administrator as shall be necessary in order for it to prepare the  statements  specified in Section 6.04,  and prepare any other information  and  statements  required  to be  forwarded  by the  Master  Servicer  hereunder.  The Master
Servicer shall reconcile the results of its Mortgage Loan  monitoring  with the actual  remittances of the
Servicers as reported to the Master Servicer.

         In addition to the  foregoing,  in  connection  with a  modification  of any  Mortgage  Loan by a
Servicer,  if the Master  Servicer is unable to enforce the  obligations  of the Servicer  with respect to such  modification,  the Master Servicer shall notify the Depositor of such  Servicer's  failure to comply with the terms of the  Servicing  Agreement.  If the  Servicing  Agreement  requires  the  approval of the
Master  Servicer  for  a  modification  to a  Mortgage  Loan,  the  Master  Servicer  shall  approve  such modification if, based upon its receipt of written  notification  from the related Servicer  outlining the terms of such modification and appropriate supporting  documentation,  the Master Servicer determines that the modification is permitted under the terms of the related  Servicing  Agreement and that any conditions to such modification set forth in the related  Servicing  Agreement have been satisfied.  Furthermore,  if the related  Servicing  Agreement  requires the oversight and monitoring of loss mitigation  measures with respect to the related Mortgage Loans,  the Master Servicer will monitor any loss mitigation  procedure or recovery  action related to a defaulted  Mortgage Loan (to the extent it receives  notice of such from the related  Servicer)  and confirm  that such loss  mitigation  procedure  or recovery  action is  initiated, conducted and concluded in accordance  with any  timeframes  and any other  requirements  set forth in the related Servicing  Agreement,  and the Master Servicer shall notify the Depositor in any case in which the
Master  Servicer  believes that the related  Servicer is not complying with such  timeframes  and/or other requirements.

         The Trustee  shall furnish the Servicers  and the Master  Servicer,  upon written  request from a
Servicing  Officer,  with any powers of attorney,  in substantially the form attached hereto as Exhibit O, and upon written  request from a Servicing  Officer,  other  documents in form as provided to it necessary or  appropriate  to enable the Servicers  and the Master  Servicer to service and  administer  the related
Mortgage Loans and REO Property.

         The Trustee (or Custodian,  on its behalf) shall provide access to the records and  documentation in possession of the Trustee (or Custodian,  on its behalf)  regarding the related  Mortgage Loans and REO
Property and the servicing  thereof to the  Certificateholders,  the FDIC, and the supervisory  agents and examiners of the FDIC,  such access being afforded only upon  reasonable  prior written request and during normal business hours at the office of the Trustee, or Custodian on its behalf;  provided,  however, that, unless  otherwise  required by law,  the Trustee,  or  Custodian  on its behalf,  shall not be required to provide access to such records and  documentation  if the provision  thereof would violate the legal right to privacy of any  Mortgagor.  The Trustee,  or Custodian on its behalf,  shall allow  representatives  of the above  entities to photocopy  any of the records and  documentation  and shall  provide  equipment for that purpose at a charge that covers the Trustee's or Custodian's actual costs.

         The  Trustee  shall  execute,  upon  the  Servicer's  written  instruction  (which  includes  the documents  to be  signed),  and  deliver to the  Servicer  and the Master  Servicer  any court  pleadings, requests for trustee's sale or other appropriate  documents  necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged  Property;  (ii) any legal action brought to obtain judgment against any  Mortgagor on the Mortgage Note or Security  Instrument;  (iii) obtain  a deficiency  judgment against the  Mortgagor;  or (iv)  enforce any other rights or remedies  provided by the  Mortgage  Note or
Security Instrument or otherwise available at law or equity.

         Section 3.02.     REMIC-Related  Covenants.  For as long as each 2006-7  REMIC shall  exist,  the
Trustee and the Securities  Administrator shall act in accordance herewith to assure continuing  treatment of such 2006-7 REMIC as a REMIC,  and the Trustee and the Securities  Administrator  shall comply with any directions  of the  Depositor,  the  related  Servicer or the Master  Servicer  to assure such  continuing treatment.  In particular,  the Securities  Administrator  shall not (a) sell or permit the sale of all or any portion of the  Mortgage  Loans or of any  investment  of deposits in an Account  (except as otherwise expressly  permitted by this  Agreement)  unless such sale is as a result of a repurchase  of the Mortgage
Loans pursuant to this Agreement or the Securities  Administrator  has received a REMIC Opinion  addressed to the  Securities  Administrator  prepared  at the  expense  of the Trust  Fund;  and (b) other than with respect to a  substitution  pursuant to the  Mortgage  Loan  Purchase  Agreement or  Section 2.04  of this
Agreement,  as  applicable,  accept any  contribution  to any 2006-7  REMIC  after the Startup Day without receipt of a REMIC Opinion addressed to the Securities Administrator.

         Section 3.03.     Monitoring of Servicers.  (a)        The Master  Servicer  shall be responsible
for reporting to the Trustee,  the Securities  Administrator and the Depositor the  non-compliance by each
Servicer  with its  duties  under the  related  Servicing  Agreement.  In the  review  of each  Servicer's activities,  the Master  Servicer  may rely upon an  officer's  certificate  of the  Servicer  (or similar document  signed by an officer of the Servicer) with regard to such  Servicer's  compliance with the terms of its Servicing  Agreement.  In the event that the Master  Servicer,  in its judgment,  determines that a
Servicer  should be  terminated in accordance  with its  Servicing  Agreement,  or that a notice should be sent pursuant to such Servicing  Agreement with respect to the occurrence of an event that,  unless cured, would  constitute  grounds for such  termination,  the Master  Servicer shall notify the Depositor and the
Trustee in writing  thereof and the Master  Servicer  shall issue such notice or take such other action as it deems appropriate.

         (b)      The Master Servicer,  for the benefit of the Trustee and the  Certificateholders,  shall enforce the obligations of each Servicer under the related  Servicing  Agreement,  and shall, in the event that a Servicer  fails to perform its  obligations  in accordance  with the related  Servicing  Agreement, subject to the preceding  paragraph,  terminate the rights and obligations of such Servicer thereunder and act as  successor  servicer  of the  related  Mortgage  Loans or cause  the  Trustee  to enter in to a new
Servicing  Agreement with a successor Servicer selected by the Master Servicer;  provided,  however, it is understood  and  acknowledged  by the  parties  hereto that there will be a period of  transition  (not to exceed  90 days)  before  the  actual  servicing  functions  can be fully  transferred  to such  successor
Servicer. Such enforcement,  including,  without limitation,  the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate  remedies,  shall be in such form and carried out to such an extent and at such time as the Master Servicer in its good faith business  judgment,  would require  were it the owner of the  related  Mortgage  Loans.  The Master  Servicer  shall pay the costs of such  enforcement  at its own  expense,  provided  that the  Master  Servicer  shall  not be  required  to prosecute or defend any legal action  except to the extent that the Master  Servicer  shall have  received reasonable  indemnity  for its costs and  expenses in pursuing  such action.  Nothing  herein shall impose any  obligation  on the part of the  Trustee  to assume or succeed  to the  duties or  obligations  of the
Master Servicer  except as provided under Section 8.02 herein,  in which cases the Trustee shall assume or succeed to such duties or obligation.

         (c)      To the  extent  that the  costs and  expenses  of the  Master  Servicer  related  to any termination of a Servicer,  the  enforcement or prosecution of related  claims,  rights or remedies on the appointment  of a successor  Servicer or the transfer and  assumption of servicing by the Master  Servicer with respect to any Servicing Agreement (including,  without limitation,  (i) all legal costs and expenses and all due diligence  costs and expenses  associated  with an evaluation of the potential  termination of the  Servicer  as a result of an event of  default  by such  Servicer  and  (ii) all  costs  and  expenses associated  with the complete  transfer of servicing,  including,  but not limited to, all servicing files and all servicing data and the  completion,  correction or  manipulation  of such servicing data as may be required by the  successor  servicer to correct any errors or  insufficiencies  in the  servicing  data or otherwise to enable the successor  servicer to service the Mortgage  Loans in accordance  with the related
Servicing Agreement) are not fully and timely reimbursed by the terminated  Servicer,  the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

         (d)      The  Master  Servicer  shall  require  each  Servicer  to  comply  with  the  remittance requirements  and  other  obligations  set  forth  in  the  related  Servicing  Agreement,  including  the obligation of each  Servicer to furnish  information  regarding the borrower  credit files related to each
Mortgage  Loan to  credit  reporting  agencies  in  compliance  with the  provisions  of the  Fair  Credit
Reporting Act and the applicable implementing regulations, on a monthly basis.

         (e)      If the  Master  Servicer  acts  as  Servicer,  it  will  not  assume  liability  for the representations and warranties of the Servicer, if any, that it replaces.

         Section 3.04.     Fidelity Bond. The Master  Servicer,  at its expense,  shall maintain in effect a blanket fidelity bond and an errors and omissions  insurance policy,  affording coverage with respect to all  directors,  officers,  employees  and other  Persons  acting on such Master  Servicer's  behalf,  and covering  errors and omissions in the  performance of the Master  Servicer's  obligations  hereunder.  The errors and omissions  insurance  policy and the fidelity  bond shall be in such form and amount  generally acceptable for entities serving as master servicers or trustees.

         Section 3.05.     Power  to Act;  Procedures.  The  Master  Servicer  shall  master  service  the
Mortgage  Loans and  shall  have  full  power and  authority,  subject  to the  REMIC  Provisions  and the provisions  of Article X hereof,  to do any and all things  that it may deem  necessary  or  desirable  in connection with the master servicing and  administration of the Mortgage Loans,  including but not limited to the power and  authority  (i) to  execute  and  deliver,  on behalf of the  Certificateholders  and the
Trustee,  customary consents or waivers and other instruments and documents,  (ii) to consent to transfers of any Mortgaged  Property and assumptions of the Mortgage Notes and related  Mortgages,  (iii) to collect any Insurance Proceeds and Liquidation  Proceeds,  and (iv) to effectuate  foreclosure or other conversion of the ownership of the Mortgaged  Property  securing any Mortgage Loan, in each case, in accordance  with the provisions of this Agreement and the Servicing Agreement, as applicable;  provided,  however, that the
Master  Servicer  shall not (and,  consistent  with its  responsibilities  under  Section 3.03,  shall not authorize any Servicer to) knowingly or intentionally  take any action,  or fail to take (or fail to cause to be taken) any action  reasonably  within its  control  and the scope of duties  more  specifically  set forth herein,  that,  under the REMIC  Provisions,  if taken or not taken, as the case may be, would cause any 2006-7  REMIC to fail to qualify as a REMIC or result in the  imposition  of a tax upon the Trust Fund
(including but not limited to the tax on prohibited  transactions as defined in  Section 860F(a)(2) of the
Code and the tax on contributions to a REMIC set forth in  Section 860G(d)  of the Code) unless the Master
Servicer  has  received  an Opinion  of Counsel  (but not at the  expense of the Master  Servicer)  to the effect  that the  contemplated  action  would not cause any 2006-7  REMIC to fail to qualify as a REMIC or result in the  imposition of a tax upon any 2006-7 REMIC.  The Trustee shall furnish the Master  Servicer, upon  written  request  from a  Servicing  Officer,  with any  powers of  attorney  empowering  the Master
Servicer or any  Servicer to execute  and deliver  instruments  of  satisfaction  or  cancellation,  or of partial or full release or discharge,  and to foreclose upon or otherwise  liquidate  Mortgaged  Property, and to appeal,  prosecute or defend in any court action  relating to the Mortgage  Loans or the  Mortgaged
Property,  in accordance  with the  applicable  Servicing  Agreement and this  Agreement,  and the Trustee shall execute and deliver such other documents,  as the Master Servicer may request,  to enable the Master
Servicer to master service and administer the Mortgage Loans and carry out its duties  hereunder,  in each case in accordance with Accepted Master  Servicing  Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master  Servicer  or any  Servicer).  If the Master  Servicer
or the Trustee  has been  advised  that it is likely  that the laws of the state in which  action is to be taken  prohibit  such action if taken in the name of the Trustee or that the  Trustee  would be  adversely affected  under the "doing  business"  or tax laws of such state if such action is taken in its name,  the
Master  Servicer shall join with the Trustee in the  appointment of a co-trustee  pursuant to Section 9.11 hereof.  In the  performance  of its  duties  hereunder,  the  Master  Servicer  shall  be an  independent contractor and shall not,  except in those  instances  where it is taking action in the name of the Trust, be deemed to be the agent of the Trust.

         Section 3.06.     Due-on-Sale  Clauses;  Assumption  Agreements.  To the extent  provided  in the applicable  Servicing  Agreement,  to the extent Mortgage Loans contain enforceable  due-on-sale  clauses, the Master  Servicer  shall cause the Servicers to enforce such clauses in accordance  with the applicable
Servicing  Agreement.  If applicable law prohibits the enforcement of a due-on-sale  clause or such clause is otherwise not enforced in accordance with the applicable  Servicing  Agreement,  and, as a consequence, a Mortgage Loan is assumed,  the original  Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         Section 3.07.     Release of Mortgage  Files.  (a) Upon becoming  aware of the payment in full of any  Mortgage  Loan,  or the  receipt by any  Servicer  of a  notification  that  payment in full has been escrowed  in a  manner  customary  for  such  purposes  for  payment  to  Certificateholders  on the  next
Distribution  Date, the Servicer will, if required  under the  applicable  Servicing  Agreement (or if the
Servicer  does not,  the  Master  Servicer  may),  promptly  furnish  to the  Custodian,  on behalf of the
Trustee,  two copies of a  certification  substantially  in the form of Exhibit D  hereto (or as otherwise provided in the related  Custodial  Agreement)  signed by a Servicing  Officer or in a mutually  agreeable electronic  format which will,  in lieu of a signature  on its face,  originate  from a Servicing  Officer
(which  certification  shall  include a statement  to the effect that all amounts  received in  connection with  such  payment  that  are  required  to be  deposited  in the  Protected  Account  maintained  by the applicable  Servicer  pursuant to Section 4.01,  or by the applicable  Servicer  pursuant to its Servicing
Agreement,  have been or will be so  deposited)  and shall  request that the  Custodian,  on behalf of the
Trustee,   deliver  to  the  applicable   Servicer  the  related  Mortgage  File.  Upon  receipt  of  such certification  and request,  the Custodian,  on behalf of the Trustee,  shall promptly release the related
Mortgage  File  to  the  applicable  Servicer  and  the  Trustee  and  Custodian  shall  have  no  further responsibility  with  regard to such  Mortgage  File.  Upon any such  payment in full,  each  Servicer  is authorized,  to give,  as agent for the Trustee,  as the  mortgagee  under the  Mortgage  that secured the
Mortgage Loan, an instrument of satisfaction  (or assignment of mortgage without  recourse)  regarding the
Mortgaged  Property subject to the Mortgage,  which instrument of satisfaction or assignment,  as the case may be, shall be delivered to the Person or Persons  entitled  thereto  against  receipt  therefor of such payment,  it being  understood and agreed that no expenses  incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

         (b)      From time to time and as  appropriate  for the servicing or  foreclosure of any Mortgage
Loan and in  accordance  with the  applicable  Servicing  Agreement,  upon written  instruction  from such
Servicer or the Master  Servicer,  the Trustee  shall  execute  such  documents  as shall be prepared  and furnished  to the Trustee by a Servicer  or the Master  Servicer  (in form  reasonably  acceptable  to the
Trustee) and as are necessary to the  prosecution of any such  proceedings.  The  Custodian,  on behalf of the  Trustee,  shall,  upon the  request  of a  Servicer  or the  Master  Servicer,  and  delivery  to the
Custodian,  on behalf  of the  Trustee,  of two  copies of a request  for  release  signed by a  Servicing
Officer  substantially in the form of Exhibit D (or in a mutually agreeable  electronic format which will, in lieu of a signature on its face,  originate  from a Servicing  Officer),  release the related  Mortgage
File held in its  possession  or control to the  Servicer  or the Master  Servicer,  as  applicable.  Such trust  receipt  shall  obligate  the Servicer or the Master  Servicer to return the  Mortgage  File to the
Custodian  on behalf of the  Trustee,  when the need  therefor by the  Servicer or the Master  Servicer no longer exists unless the Mortgage Loan shall be liquidated,  in which case,  upon receipt of a certificate of a Servicing Officer similar to that hereinabove  specified,  the Mortgage File shall be released by the
Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

         Section 3.08.     Documents,  Records and Funds in Possession of Master  Servicer To Be Held for
Trustee.  (a) The  Master  Servicer  shall  transmit  and each  Servicer  (to the extent  required  by the related  Servicing  Agreement) shall transmit to the Trustee or Custodian on its behalf such documents and instruments  coming into the  possession of the Master  Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers,  the applicable Servicing Agreement,  to be delivered  to the Trustee or Custodian on its behalf.  Any funds  received by the Master  Servicer or by a
Servicer in respect of any Mortgage Loan or which  otherwise are collected by the Master  Servicer or by a
Servicer as Liquidation  Proceeds or Insurance  Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the  Certificateholders  subject to the Master  Servicer's  right to retain or withdraw from the  Distribution  Account the Master  Servicing  Compensation and other amounts provided in this  Agreement,  and to the right of each  Servicer to retain its  Servicing  Fee and other amounts as provided in the applicable  Servicing  Agreement.  The Master Servicer shall,  and (to the extent provided in the applicable  Servicing  Agreement)  shall cause each Servicer to, provide access to information  and documentation  regarding the Mortgage  Loans to the Trustee,  its agents and  accountants at any time upon reasonable request and during normal business hours, and to  Certificateholders  that are savings and loan associations,  banks  or  insurance  companies,  the  Office  of  Thrift  Supervision,  the  FDIC  and the
supervisory  agents and  examiners of such Office and  Corporation  or  examiners of any other  federal or state banking or insurance  regulatory  authority if so required by applicable  regulations  of the Office of Thrift  Supervision or other regulatory  authority,  such access to be afforded without charge but only upon  reasonable  request  in  writing  and  during  normal  business  hours at the  offices of the Master
Servicer  designated  by it. In fulfilling  such a request the Master  Servicer  shall not be  responsible for determining the sufficiency of such information.

         (b)      All Mortgage  Files and funds  collected or held by, or under the control of, the Master
Servicer,  in respect of any  Mortgage  Loans,  whether  from the  collection  of  principal  and interest payments or from  Liquidation  Proceeds or Insurance  Proceeds,  shall be held by the Master  Servicer for and on behalf of the Trustee  and the  Certificateholders  and shall be and remain the sole and  exclusive property of the Trustee;  provided,  however, that the Master Servicer and each Servicer shall be entitled to setoff  against,  and deduct from,  any such funds any amounts that are properly due and payable to the
Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

         Section 3.09.     Standard  Hazard  Insurance  and  Flood  Insurance   Policies.   (a)  For  each
Mortgage  Loan,  the Master  Servicer  shall enforce any  obligation  of the  Servicers  under the related
Servicing  Agreements to maintain or cause to be  maintained  standard  fire and casualty  insurance  and, where  applicable,  flood  insurance,  all in  accordance  with the  provisions  of the related  Servicing
Agreements.  It is  understood  and  agreed  that  such  insurance  shall  be with  insurers  meeting  the eligibility  requirements set forth in the applicable  Servicing Agreement and that no earthquake or other additional  insurance  is to be required of any  Mortgagor  or to be  maintained  on property  acquired in respect of a defaulted  loan,  other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         (b)      Pursuant  to  Section 4.01  and 4.04,  any amounts  collected  by the  Servicers  or the
Master  Servicer,  under any insurance  policies  (other than amounts to be applied to the  restoration or repair of the property  subject to the related  Mortgage or released to the Mortgagor in  accordance  with the  applicable  Servicing  Agreement)  shall be  deposited  into the  Distribution  Account,  subject  to withdrawal  pursuant to  Section 4.04  and 4.05. Any cost incurred by the Master  Servicer or any Servicer in maintaining  any such insurance if the Mortgagor  defaults in its obligation to do so shall be added to the amount  owing  under the  Mortgage  Loan  where the terms of the  Mortgage  Loan so permit;  provided, however,  that the addition of any such cost shall not be taken into  account for purposes of  calculating the  distributions  to be made to  Certificateholders  and shall be recoverable by the Master  Servicer or such Servicer pursuant to Section 4.04 and 4.05.

         Section 3.10.     Presentment  of Claims and  Collection of Proceeds.  The Master  Servicer shall
(to the extent provided in the applicable  Servicing  Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the  Certificateholders  all claims under the Insurance  Policies and take such actions  (including  the  negotiation,  settlement,  compromise or  enforcement of the insured's claim) as shall be necessary  to realize  recovery  under such  policies.  Any  proceeds  disbursed to the
Master  Servicer  (or  disbursed  to a Servicer  and  remitted to the Master  Servicer) in respect of such policies,  bonds or contracts  shall be promptly  deposited  in the  Distribution  Account  upon  receipt, except  that any  amounts  realized  that are to be applied to the repair or  restoration  of the  related
Mortgaged  Property as a condition  precedent to the  presentation of claims on the related  Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 3.11.     Maintenance  of  the  Primary  Mortgage  Insurance  Policies.  (a)  The  Master
Servicer  shall not take,  or permit any  Servicer  (to the extent  such  action is  prohibited  under the applicable  Servicing  Agreement)  to take,  any  action  that  would  result  in  noncoverage  under  any applicable  Primary  Mortgage  Insurance  Policy of any loss  which,  but for the  actions  of the  Master
Servicer or such  Servicer,  would have been covered  thereunder.  The Master  Servicer shall use its best reasonable  efforts to cause each Servicer (to the extent required under the related Servicing  Agreement)
to keep in force and effect (to the extent that the  Mortgage  Loan  requires  the  Mortgagor  to maintain such  insurance),  primary  mortgage  insurance  applicable to each  Mortgage Loan in accordance  with the provisions of this  Agreement and the related  Servicing  Agreement,  as applicable.  The Master  Servicer shall not,  and shall not  authorize  any  Servicer (to the extent  required  under the related  Servicing
Agreement) to, cancel or refuse to renew any such Primary  Mortgage  Insurance Policy that is in effect at the date of the initial  issuance  of the  Mortgage  Note and is  required  to be kept in force  hereunder except in  accordance  with the  provisions  of this  Agreement and the related  Servicing  Agreement,  as applicable.

         (b)      The  Master  Servicer  agrees to  present,  or to cause  each  Servicer  (to the  extent required  under  the  related  Servicing  Agreement)  to  present,  on  behalf  of  the  Trustee  and  the
Certificateholders,  claims to the insurer  under any Primary  Mortgage  Insurance  Policies  and, in this regard,  to take  such  reasonable  action as shall be  necessary  to permit  recovery  under any  Primary
Mortgage Insurance Policies  respecting  defaulted Mortgage Loans.  Pursuant to Section 4.01 and 4.04, any
amounts  collected by the Master Servicer or any Servicer under any Primary  Mortgage  Insurance  Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 4.05.

         Section 3.12.     Trustee to Retain Possession of Certain Insurance Policies and Documents.

         The Trustee (or the  Custodian,  on behalf of the Trustee),  shall retain  possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance  Policies,  or certificate of insurance if applicable,  and any  certificates  of renewal as to the foregoing as may be issued from time to  time  as  contemplated  by  this  Agreement.  Until  all  amounts  distributable  in  respect  of  the
Certificates  have  been  distributed  in  full  and the  Master  Servicer  otherwise  has  fulfilled  its obligations  under this  Agreement,  the Trustee (or the  Custodian,  on behalf of the Trustee) shall also retain  possession  and  custody of each  Mortgage  File in  accordance  with and subject to the terms and conditions of this  Agreement.  The Master  Servicer  shall  promptly  deliver or cause to be delivered to the Trustee (or the  Custodian,  on behalf of the  Trustee),  upon the  execution  or receipt  thereof the originals  of any Primary  Mortgage  Insurance  Policies,  any  certificates  of  renewal,  and such other documents or instruments  that  constitute  portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

         Section 3.13.     Realization  Upon Defaulted  Mortgage  Loans.  The Master  Servicer shall cause each  Servicer  (to the  extent  required  under the  related  Servicing  Agreement)  to  foreclose  upon, repossess or otherwise  comparably  convert the  ownership of Mortgaged  Properties  securing  such of the
Mortgage Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

         Section 3.14.     Compensation for the Master  Servicer.  The Master Servicer will be entitled to the income and gain realized  from any  investment  of funds in the  Distribution  Account as set forth in
Section  4.04(f) for the  performance of its activities  hereunder.  The Master Servicer shall be required to pay all expenses  incurred by it in connection with its activities  hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

         Section 3.15.     REO  Property.  (a) In the event the Trust Fund  acquires  ownership of any REO
Property in respect of any related  Mortgage  Loan, the deed or certificate of sale shall be issued to the
Trustee,  or to its nominee,  on behalf of the related  Certificateholders.  The Master Servicer shall, to the extent  provided in the applicable  Servicing  Agreement,  cause the applicable  Servicer to sell, any
REO Property as  expeditiously  as possible and in accordance  with the  provisions of this  Agreement and the related Servicing  Agreement,  as applicable.  Pursuant to its efforts to sell such REO Property,  the
Master  Servicer  shall cause the  applicable  Servicer to protect and conserve,  such REO Property in the manner and to the extent  required by the applicable  Servicing  Agreement,  in accordance  with the REMIC
Provisions  and in a manner  that  does not  result in a tax on "net  income  from  foreclosure  property"
(unless such result would maximize the Trust Fund's  after-tax  return on such property) or cause such REO
Property to fail to qualify as  "foreclosure  property"  within the meaning of Section  860G(a)(8)  of the
Code.

         (b)      The Master Servicer shall,  to the extent required by the related  Servicing  Agreement, cause the  applicable  Servicer  to deposit  all funds  collected  and  received  in  connection  with the operation of any REO Property in the Protected Account.

         (c)      The Master Servicer and the applicable  Servicer,  upon the final disposition of any REO
Property,  shall be entitled to  reimbursement  for any related  unreimbursed  Monthly  Advances and other unreimbursed  advances  as well as any  unpaid  Servicing  Fees  from  Liquidation  Proceeds  received  in connection with the final disposition of such REO Property;  provided,  that any such unreimbursed Monthly
Advances as well as any unpaid  Servicing  Fees may be  reimbursed  or paid,  as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         (d)      To the extent provided in the related  Servicing  Agreement,  the  Liquidation  Proceeds from the final  disposition  of the REO  Property,  net of any  payment  to the  Master  Servicer  and the applicable  Servicer as provided  above shall be  deposited  in the  Protected  Account on or prior to the
Determination  Date  in the  month  following  receipt  thereof  and  be  remitted  by  wire  transfer  in immediately  available funds to the Master Servicer for deposit into the Distribution  Account on the next succeeding Servicer Remittance Date.

         Section 3.16.     Annual  Statement as to  Compliance.  The Master  Servicer  and the  Securities
Administrator   shall  deliver  (or  otherwise  make  available)  to  the  Depositor  and  the  Securities
Administrator,  not later than March 15 of each calendar year beginning in 2007, an Officer's  Certificate
(an "Annual  Statement of Compliance")  stating,  as to each signatory  thereof,  that (i) a review of the activities  of each such party  during  the  preceding  calendar  year and of its  performance  under this
Agreement  has  been  made  under  such  officer's  supervision  and  (ii) to the  best of such  officer's knowledge,  based on such review,  such party has fulfilled all of its obligations under this Agreement in all  material  respects  throughout  such  year,  or,  if there  has been a failure  to  fulfill  any such obligation  in any material  respect,  specifying  each such failure  known to such officer and the nature
and  status  of  cure  provisions   thereof.   Such  Annual  Statement  of  Compliance  shall  contain  no restrictions  or  limitations  on its use.  The Master  Servicer  shall  enforce  the  obligation  of each
Servicer,  to the  extent  set forth in the  related  Servicing  Agreement,  to  deliver a similar  Annual
Statement of Compliance by that Servicer to the Depositor and the  Securities  Administrator  as described above as and when  required  with  respect to the Master  Servicer.  In the event that  certain  servicing responsibilities  with  respect to the Mortgage  Loans have been  delegated  by the Master  Servicer,  the
Securities  Administrator  or a Servicer to a subservicer or  subcontractor,  each such entity shall cause such  subservicer or subcontractor  (and with respect to each Servicer,  the Master Servicer shall enforce the obligation of such Servicer to the extent required under the related  Servicing  Agreement) to deliver a similar Annual  Statement of Compliance by that  subservicer or  subcontractor  to the Depositor and the
Securities  Administrator  as described  above as and when required with respect to the Master Servicer or the related Servicer, as the case may be.

         Failure of the Master  Servicer to comply with this Section 3.16  (including  with respect to the time  frames  required  in this  Section)  shall be deemed an Event of  Default  and the  Trustee,  at the written  direction  of the  Depositor,  shall,  in addition to whatever  rights the Trustee may have under this Agreement and at law or equity or to damages,  including injunctive relief and specific  performance, upon  notice  immediately  terminate  all the rights and  obligations  of the Master  Servicer  under this
Agreement  and in and to the  Mortgage  Loans and the proceeds  thereof  without  compensating  the Master
Servicer for the same.  This  paragraph  shall  supersede  any other  provision  in this  Agreement or any other agreement to the contrary.

         Failure  of the  Securities  Administrator  to comply  with this  Section  3.16  (including  with respect to the time frames  required in this Section)  shall be deemed an Event of Default and the Trustee at the written  direction of the  Depositor,  shall,  in addition to whatever  rights the Trustee may have under  this  Agreement  and at law or equity or to  damages,  including  injunctive  relief  and  specific performance,  upon  notice  immediately  terminate  all  the  rights  and  obligations  of the  Securities
Administrator  under this  Agreement  and in and to the Mortgage  Loans and the proceeds  thereof  without compensating  the  Securities  Administrator  for the  same.  This  paragraph  shall  supersede  any other provision in this Agreement or any other agreement to the contrary.

         Section 3.17.     Assessments of Compliance  and  Attestation  Reports.  Pursuant to Rules 13a-18
and  15d-18 of the  Exchange  Act and Item 1122 of  Regulation  AB, the Master  Servicer,  the  Securities
Administrator  and the Custodian (to the extent set forth in this Section)  (each,  an "Attesting  Party")
shall deliver (or otherwise  make  available) to the  Depositor,  the Master  Servicer and the  Securities
Administrator  on or before March 15 of each  calendar  year  beginning in 2007, a report  regarding  such
Attesting  Party's  assessment of compliance (an "Assessment of Compliance")  with the Servicing  Criteria during the preceding  calendar year.  The  Assessment of  Compliance,  as set forth in Regulation AB, must contain the following:

         (a)               A statement by an authorized  officer of such Attesting  Party of its authority and its  responsibility  for assessing  compliance with the Servicing  Criteria  applicable to the related
Attesting Party;

         (b)      A statement  by such  officer  that such  Attesting  Party used the  Servicing  Criteria attached as Exhibit K hereto,  and which will also be attached to the Assessment of Compliance,  to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

         (c)      An  assessment  by such officer of the related  Attesting  Party's  compliance  with the applicable  Servicing  Criteria  for the period  consisting  of the  preceding  calendar  year,  including disclosure  of any material  instance of  noncompliance  with respect  thereto  during such period,  which assessment  shall be based on the activities  such Attesting  Party performs with respect to  asset-backed securities  transactions  taken as a whole involving the related  Attesting Party,  that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered  public  accounting firm has issued an attestation  report on the related  Attesting  Party's  Assessment  of Compliance  for the period  consisting of the preceding calendar year; and

         (e)      A statement as to which of the Servicing  Criteria,  if any, are not  applicable to such related  Attesting  Party,  which statement shall be based on the activities such related  Attesting Party performs with respect to  asset-backed  securities  transactions  taken as a whole  involving such related
Attesting Party, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum  shall  address each of the  Servicing  Criteria  specified on Exhibit K hereto that are indicated as applicable to the related Attesting Party.

         On or before  March 15 of each  calendar  year  beginning  in 2007,  each  Attesting  Party shall furnish to the Master Servicer,  the Depositor and the Securities  Administrator a report (an "Attestation
Report") by a  registered  public  accounting  firm that  attests to, and  reports on, the  Assessment  of
Compliance  made by the related  Attesting  Party,  as required by Rules 13a-18 and 15d-18 of the Exchange
Act and  Item  1122(b)  of  Regulation  AB,  which  Attestation  Report  must be made in  accordance  with standards for  attestation  reports issued or adopted by the Public Company  Accounting  Oversight  Board.
Such Attestation Report shall contain no restrictions or limitations on its use.

            The  Master  Servicer  shall  enforce  the  obligation  of each  Servicer  to  deliver  to the
Securities  Administrator,  the  Master  Servicer  and the  Depositor  an  Assessment  of  Compliance  and
Attestation  Report as and when provided in the related  Servicing  Agreement.  Each of  the Company,  the
Master Servicer and the Securities  Administrator  shall cause,  and the Master Servicer shall enforce the obligation  (as and when  provided in the related  Servicing  Agreement)  of each  Servicer to cause,  any subservicer and each  subcontractor  (to the extent such  subcontractor is determined by the Company,  the
Master  Servicer or the Securities  Administrator,  as  applicable,  to be a Party   Participating  in the
Servicing  Function  within the  meaning of Item 1122 of  Regulation  AB) that is engaged by the  Company, such Servicer,  the Master  Servicer or the  Securities  Administrator,  as applicable,  to deliver to the
Securities  Administrator,  the  Master  Servicer  and the  Depositor  an  Assessment  of  Compliance  and
Attestation  Report as and when provided above.  Such  Assessment of Compliance,  as to any subservicer or subcontractor,  shall at a minimum  address each of the Servicing  Criteria  specified on Exhibit K hereto that  are  indicated  as  applicable  to  any  "primary  servicer"  to  the  extent  such  subservicer  or subcontractor  is performing  any  servicing  function for the party who engages it and to the extent such party is not itself  addressing  the  Servicing  Criteria  related to such  servicing  function in its own
Assessment of  Compliance.  The  Securities  Administrator  shall confirm that each of the  Assessments of
Compliance  delivered  to it,  taken  as a  whole,  address  all  of  the  Servicing  Criteria  and  taken individually  address  the  Servicing  Criteria  for each  party as set forth on  Exhibit M and notify the
Depositor of any exceptions.  Notwithstanding  the foregoing,  as to any  subcontractor (as defined in the related  Servicing  Agreement),  an Assessment of Compliance is not required to be delivered  unless it is required as part of a Form 10-K with respect to the Trust Fund.

         The  Custodian  shall  deliver to the  Master  Servicer,  the  Securities  Administrator  and the
Depositor an Assessment of Compliance and Attestation  Report, as and when provided above,  which shall at a minimum  address each of the  Servicing  Criteria  specified on Exhibit M hereto which are  indicated as applicable to a  "custodian."  Notwithstanding  the  foregoing an Assessment of Compliance or  Attestation
Report is not  required  to be  delivered  by any  Custodian  unless it is required as part of a Form 10-K with respect to the Trust Fund.

         Failure of the Master  Servicer to comply with this Section 3.17  (including  with respect to the timeframes  required  herein) shall,  upon written  notice from the Trustee upon receiving  direction from the Depositor,  constitute an Event of Default and, the Trustee shall,  in addition to whatever rights the
Trustee may have under this  Agreement  and at law or equity or to damages,  including  injunctive  relief and specific  performance,  upon notice  immediately  terminate all of the rights and  obligations  of the
Master  Servicer under this Agreement and in and to the Mortgage  Loans and the proceeds  thereof  without compensating  the Master  Servicer for the same (but subject to the Master  Servicer  rights to payment of any Master  Servicing  Compensation  and  reimbursement  of all  amounts  for which it is  entitled  to be reimbursed  prior to the date of  termination).  Failure of the  Securities  Administrator  to comply with this Section 3.17  (including  with respect to the  timeframes  required in this  Section)  which  failure results in a failure to timely file the related Form 10-K,  shall,  upon  written  notice from the Trustee upon receiving  direction from the Depositor,  constitute an Event of Default,  and the Trustee shall,  in addition  to  whatever  rights  the  Trustee  may have  under  this  Agreement  and at law or equity or to damages,  including injunctive relief and specific  performance,  upon notice immediately terminate all of the rights  and  obligations  of the  Securities  Administrator  under  this  Agreement  and in and to the
Mortgage Loans and the proceeds  thereof without  compensating the Securities  Administrator  for the same
(but  subject to the  Securities  Administrator's  right to  reimbursement  of all amounts for which it is entitled to be reimbursed  prior to the date of  termination).  This paragraph  shall  supersede any other provision in this Agreement or any other agreement to the contrary.

         Section 3.18.     Reports Filed with  Securities  and Exchange  Commission.  (a)(i)(A)  Within 15
days after each  Distribution  Date,  the  Securities  Administrator  shall,  in accordance  with industry standards,  prepare and file with the Commission via the  Electronic  Data Gathering and Retrieval  System
("EDGAR"),  a Distribution Report on Form 10-D, signed by the Master Servicer,  with a copy of the Monthly
Statement  to  be  furnished  by  the  Securities   Administrator  to  the   Certificateholders  for  such
Distribution  Date  provided  that the  Securities  Administrator  shall  have  received  no later  than 5 calendar  days after the  related  Distribution  Date,  all  information  required  to be  provided to the
Securities  Administrator  as  described  in clause  (a)(iv)  below.  Any  disclosure  in  addition to the
Monthly  Statement  that is  required  to be included  on Form 10-D  ("Additional  Form 10-D  Disclosure")
shall,  pursuant to the paragraph  immediately below, be reported by the parties set forth on Exhibit Q to the  Securities  Administrator  and the  Depositor,  approved  for  inclusion  by the  Depositor,  and the
Securities  Administrator  will have no duty or  liability  for any  failure  hereunder  to  determine  or prepare any Additional  Form 10-D  Disclosure  absent such reporting  (other than with respect to cases in which the Securities Administrator is the reporting party as set forth in Exhibit Q) and approval.

                  (B) Within 5 calendar  days after the  related  Distribution  Date,  (i) the parties set forth in Exhibit Q shall be  required  to  provide,  and the Master  Servicer  shall  enforce the obligations  of each  Servicer (to the extent  provided in the related  Servicing  Agreement)  to provide,  pursuant  to  Section  3.18(a)(iv)  below,  to the  Securities  Administrator  and  the
         Depositor,  to the extent known by a responsible officer thereof,  in  EDGAR-compatible  form, or in such other form as otherwise  agreed upon by the  Securities  Administrator  and the Depositor and such party,  the form and substance of any Additional  Form 10-D  Disclosure,  if applicable, and (ii) the Depositor  will approve,  as to form and substance,  or disapprove,  as the case may be, the inclusion of the Additional  Form 10-D  Disclosure on Form 10-D.  The Depositor  shall be responsible  for any  reasonable  fees  and  expenses  assessed  or  incurred  by the  Securities
         Administrator  in connection  with  including any  Additional  Form 10-D  Disclosure on Form 10-D
         pursuant to this Section.

         (C)   After preparing the Form 10-D, the Securities  Administrator  shall forward  electronically a copy of the Form 10-D to the  Master  Servicer,  and in the case  that such Form 10-D  contains
         Additional Form 10-D  Disclosure,  to the Master Servicer and the Depositor,  for review.  Within two Business Days after  receipt of such copy,  but no later than the 12th calendar day after the
         Distribution Date (provided that, the Securities  Administrator  forwards a copy of the Form 10-D no later than the 10th calendar  after the  Distribution  Date),  the Depositor  shall notify the
         Securities  Administrator  in writing (which may be furnished  electronically)  of any changes to or approval of such Form 10-D.  In the  absence of receipt of any  written  changes or  approval, the  Securities  Administrator  shall be  entitled to assume that such Form 10-D is in final form and the  Securities  Administrator  may proceed with the  execution  and filing of the Form 10-D.
         No later than the 13th  calendar  day after the  related  Distribution  Date,  a duly  authorized officer  of the  Master  Servicer  shall  sign the Form 10-D and,  in the case  where the  Master
         Servicer and  Securities  Administrator  are not  affiliated  return an electronic or fax copy of such signed Form 10-D (with an original  executed  hard copy to follow by overnight  mail) to the
         Securities  Administrator.  If a Form 10-D cannot be filed on time or if a previously  filed Form
         10-D needs to be amended,  the Securities  Administrator  will follow the procedures set forth in
         Section 3.18(a)(v)(B).  Promptly  (but no later than one (1) Business  Day) after filing with the
         Commission,   the  Securities   Administrator  will  make  available  on  its  internet  website, identified  in Section  6.07,  a final  executed  copy of each Form 10-D filed by the  Securities
         Administrator.  The  signing  party at the  Master  Servicer  can be  contacted  as set  forth in
         Section  11.07.  Form 10-D requires the  registrant to indicate (by checking  "yes" or "no") that it (1) has filed all  reports  required  to be filed by Section 13 or 15(d) of the  Exchange  Act during the preceding 12 months (or for such shorter  period that the  registrant  was required to file such reports),  and (2) has been subject to such filing  requirements  for the past 90 days.
         The  Depositor  shall notify the  Securities  Administrator  in writing,  no later than the fifth calendar day after the related  Distribution  Date with respect to the filing of a report on Form
         10-D if the  answer  to the  questions  should be "no".  The  Securities  Administrator  shall be entitled to rely on the  representations  in Section 2.06(g) and in any such notice in preparing, executing  and/or  filing any such report.  The parties to this  Agreement  acknowledge  that the performance by the Master Servicer and the Securities  Administrator of their  respective  duties under  Sections  3.18(a)(i)  and (v) related to the timely  preparation,  execution and filing of
         Form 10-D is contingent  upon such parties  strictly  observing all  applicable  deadlines in the
         performance  of  their  duties  under  such  Sections.   Neither  the  Master  Servicer  nor  the
         Securities  Administrator  shall  have any  liability  for any  loss,  expense,  damage  or claim arising out of or with respect to any failure to properly  prepare,  execute  and/or  timely file such Form 10-D,  where such  failure  results  from a party's  failure  to  deliver,  on a timely basis,  any  information  from such party needed to prepare,  arrange for  execution or file such
         Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

                  (ii)     (A) Within four (4) Business Days after the  occurrence  of an event  requiring disclosure  on Form 8-K (each such event,  a  "Reportable  Event"),  the  Securities  Administrator  shall prepare and file, at the  direction of the  Depositor,  on behalf of the Trust,  any Form 8-K, as required by the Exchange Act,  provided that the Depositor  shall file the initial Form 8-K in connection  with the issuance of the  Certificates.  Any  disclosure or  information  related to a Reportable  Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure  Information") shall,  pursuant to the paragraph  immediately  below,  be  reported  by the  parties  set forth on  Exhibit  Q to the  Securities
Administrator  and the Depositor,  approved for inclusion by the Depositor,  and the Master  Servicer will have no duty or  liability  for any failure  hereunder  to  determine  or prepare any Form 8-K  Disclosure
Information   absent  such  reporting   (other  than  with  respect  to  cases  in  which  the  Securities
Administrator is the reporting party as set forth in Exhibit Q) and approval.

         (B)      For so long as the Trust is subject  to the  Exchange  Act  reporting  requirements,  no later  than the  close  of  business  on the  second  Business  Day  after  the  occurrence  of a
         Reportable  Event (i) the parties  set forth in Exhibit Q shall be  required  pursuant to Section
         3.18(a)(iv)  below to provide,  and the Master  Servicer  will  enforce the  obligations  of each
         Servicer  (to the  extent  provided  in the  related  Servicing  Agreement)  to  provide,  to the
         Securities  Administrator  and the  Depositor,  to the  extent  known  by a  responsible  officer thereof,  in  EDGAR-compatible  form,  or in such  other  form as  otherwise  agreed  upon by the
         Securities  Administrator  and the Depositor  and such party,  the form and substance of any Form
         8-K Disclosure  Information,  if applicable,  and (ii) the Depositor will approve, as to form and substance,  or  disapprove,  as the  case  may be,  the  inclusion  of the  Form  8-K  Disclosure
         Information  on  Form  8-K.  The  Depositor  will be  responsible  for any  reasonable  fees  and out-of-pocket  expenses  assessed or incurred by the Securities  Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

         (C)      After   preparing   the  Form  8-K,   the   Securities   Administrator   shall   forward
         electronically  a copy of the Form 8-K to the  Depositor and the Master  Servicer for review.  No later  than the  close of  business  New York  City  time on the  third  Business  Day  after the
         Reportable  Event, or in the case where the Master Servicer and the Securities  Administrator are
         unaffiliated,  no later  than  12:00 p.m.  New York City time on the 4th  Business  Day after the
         Reportable  Event, a duly authorized  officer of the Master Servicer shall sign the Form 8-K and, in the case  where the Master  Servicer  and the  Securities  Administrator  are not  affiliated, return an  electronic  or fax copy of such signed Form 8-K (with an original  executed  hard copy to follow by overnight  mail) to the Securities  Administrator.  Promptly,  but no later than the close of business on the third  Business  Day after the  Reportable  Event  (provided  that,  the
         Securities  Administrator  forwards  a copy of the Form 8-K no later  than  noon New York time on the third Business Day after the  Reportable  Event),  the Depositor  shall notify the Securities
         Administrator  in writing (which may be furnished  electronically)  of any changes to or approval of  such  Form  8-K.  In the  absence  of  receipt  of  any  written  changes  or  approval,  the
         Securities  Administrator  shall be  entitled  to assume  that such Form 8-K is in final form and the  Securities  Administrator  may proceed with the  execution  and filing of the Form 8-K. If a
         Form 8-K  cannot be filed on time or if a  previously  filed  Form 8-K needs to be  amended,  the
         Securities  Administrator  will  follow  the  procedures  set  forth  in   Section 3.18(a)(v)(B).
         Promptly  (but no later  than one (1)  Business  Day)  after  filing  with  the  Commission,  the
         Securities  Administrator  will make  available on its internet  website,  identified  in Section
         6.07,  a final  executed  copy of each  Form  8-K  filed  by the  Securities  Administrator.  The signing  party at the  Master  Servicer  can be  contacted  as set forth in  Section  11.07.  The parties  to this  Agreement  acknowledge  that the  performance  by the Master  Servicer  and the
         Securities  Administrator of their respective  duties under this Section  3.18(a)(ii)  related to the  timely  preparation,  execution  and  filing of Form 8-K is  contingent  upon  such  parties strictly  observing  all  applicable  deadlines  in the  performance  of their  duties under this
         Section  3.18(a)(ii).  Neither the Master  Servicer nor the Securities  Administrator  shall have any  liability  for any loss,  expense,  damage or claim  arising  out of or with  respect to any failure to  properly  prepare,  execute  and/or  timely  file such Form 8-K,  where such  failure results from a party's failure to deliver,  on a timely basis,  any  information  from such party needed to prepare,  arrange  for  execution  or file such Form 8-K,  not  resulting  from its own negligence, bad faith or willful misconduct.

                  (iii)    (A)  Within  90 days  after  the end of each  fiscal  year of the Trust or such earlier  date as may be required by the Exchange Act (the "10-K  Filing  Deadline")  (it being  understood that the fiscal year for the Trust ends on  December  31st of each year),  commencing  in March 2007,  the
Securities  Administrator  shall  prepare  and  file on  behalf  of the  Trust a Form  10-K,  in form  and substance as required by the Exchange  Act.  Each such Form 10-K shall  include the  following  items,  in each case to the extent they have been  delivered to the  Securities  Administrator  within the applicable time  frames set forth in this  Agreement,  (I) an annual  compliance  statement  for each  Servicer,  the
Master Servicer,  the Securities  Administrator  and any subservicer or subcontractor,  as applicable,  as described  under Section 3.16,  (II)(A) the annual  reports on  assessment  of compliance  with  Servicing
Criteria for the Master  Servicer,  each  subservicer  and  subcontractor  Participating  in the Servicing
Function,  the Securities  Administrator  and the Custodian,  as described  under Section 3.17, and (B) if any such report on  assessment  of  compliance  with  Servicing  Criteria  described  under  Section  3.17
identifies   any  material   instance  of   noncompliance,   disclosure   identifying   such  instance  of
noncompliance,  or if any such report on assessment of compliance with Servicing  Criteria described under
Section  3.17 is not  included  as an  exhibit  to such Form  10-K,  disclosure  that  such  report is not included and an explanation  why such report is not included,  (III)(A) the registered  public  accounting firm  attestation  report for the Master  Servicer,  each  Servicer,  the Securities  Administrator,  each subservicer,  each  subcontractor as applicable,  and the Custodian,  as described under Section 3.17, and
(B) if any registered  public  accounting firm attestation  report described under Section 3.17 identifies any material instance of noncompliance,  disclosure identifying such instance of noncompliance,  or if any such  registered  public  accounting  firm  attestation  report is not included as an exhibit to such Form
10-K,  disclosure  that such report is not included and an  explanation  why such report is not  included, and (IV) a  Sarbanes-Oxley  Certification  ("Sarbanes-Oxley  Certification")  as described in this Section
3.18 (a)(iii)(D)  below (provided,  however,  that the Securities  Administrator,  at its discretion,  may omit from the Form 10-K any annual compliance  statement,  assessment of compliance or attestation  report that is not  required to be filed with such Form 10-K  pursuant  to  Regulation  AB).  Any  disclosure  or information  in  addition  to (I)  through  (IV) above  that is  required  to be  included  on  Form  10-K
("Additional Form 10-K Disclosure")  shall,  pursuant to the paragraph  immediately  below, be reported by the  parties  set forth on Exhibit Q to the  Securities  Administrator  and the  Depositor,  approved  for inclusion by the  Depositor,  and the  Securities  Administrator  will have no duty or  liability  for any failure  hereunder to determine  or prepare any  Additional  Form 10-K  Disclosure  absent such  reporting
(other than with  respect to case in which the  Securities  Administrator  is the  reporting  party as set forth in Exhibit Q) and approval.

         (B)      No later  than  March 15 of each year  that the Trust is  subject  to the  Exchange  Act reporting  requirements,  commencing  in 2007,  (i) the  parties  set forth in Exhibit Q shall be required to provide,  and the Master  Servicer shall enforce the obligations of each Servicer (to the  extent  provided  in the  related  Servicing  Agreement)  to  provide,  pursuant  to Section
         3.18(a)(iv)  below to the Securities  Administrator  and the Depositor,  to the extent known by a responsible  officer  thereof,  in  EDGAR-compatible  form,  or in such other  form as  otherwise agreed upon by the  Securities  Administrator  and the  Depositor  and such  party,  the form and substance of any Additional  Form 10-K  Disclosure,  if  applicable,  and (ii) the Depositor will approve,  as to form and  substance,  or  disapprove,  as the case may be, the  inclusion  of the
         Additional  Form 10-K  Disclosure  on Form  10-K.  The  Depositor  shall be  responsible  for any reasonable fees and expenses  assessed or incurred by the Securities  Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

         (C)               After  preparing  the Form 10-K,  the  Securities  Administrator  shall forward electronically  a copy of the Form 10-K to the  Depositor  (only in the case where such Form 10-K includes  Additional  Form 10-K  Disclosure  and otherwise if requested by the Depositor) and the
         Master  Servicer  for review.  Within  three  Business  Days after  receipt of such copy,  but no later than March 25th (provided  that, the Securities  Administrator  forwards a copy of the Form
         10-K no later than the third  Business Day prior to March 25th),  the Depositor  shall notify the
         Securities  Administrator  in writing (which may be furnished  electronically)  of any changes to or approval of such Form 10-K.  In the  absence of receipt of any  written  changes or  approval, the  Securities  Administrator  shall be  entitled to assume that such Form 10-K is in final form and the  Securities  Administrator  may proceed with the  execution  and filing of the Form 10-K.
         No later than the close of business  Eastern  Standard  time on the 4th Business Day prior to the
         10-K  Filing  Deadline,  an  officer  of the Master  Servicer  in charge of the master  servicing function  shall sign the Form 10-K and in the case where the Master  Servicer and the  Securities
         Administrator are  unaffiliated,  return an electronic or fax copy of such signed Form 10-K (with an original  executed  hard copy to follow by overnight  mail) to the  Securities  Administrator.
         If a Form 10-K  cannot be filed on time or if a  previously  filed Form 10-K needs to be amended, the  Securities  Administrator  will follow the  procedures  set forth in Section  3.18(a)(v)(B).
         Promptly  (but no later  than one (1)  Business  Day)  after  filing  with  the  Commission,  the
         Securities  Administrator  will make  available on its internet  website,  identified  in Section
         6.07,  a final  executed  copy of each  Form  10-K  filed by the  Securities  Administrator.  The signing party at the Master  Servicer can be contacted as set forth in Section  11.07.  Form 10-K requires  the  registrant  to  indicate  (by  checking  "yes" or "no")  that it (1) has filed all reports  required to be filed by Section 13 or 15(d) of the Exchange Act during the  preceding 12 months (or for such shorter period that the  registrant  was required to file such reports),  and
         (2) has been  subject to such  filing  requirements  for the past 90 days.  The  Depositor  shall notify the Securities  Administrator  in writing,  no later than March 15th of each year in which the Trust is subject to the  requirements  of the  Exchange  Act with  respect to the filing of a
         report  on  Form  10-K,  if  the  answer  to  the  questions   should  be  "no".  The  Securities
         Administrator  shall be entitled  to rely on the  representations  in Section  2.06(g) and in any such  notice  in  preparing,  executing  and/or  filing  any such  report.  The  parties  to this
         Agreement   acknowledge   that  the  performance  by  the  Master  Servicer  and  the  Securities
         Administrator  of their  respective  duties under  Section  3.18(a)(iii)  and (iv) related to the timely  preparation,  execution and filing of Form 10-K is contingent upon such parties  strictly observing  all  applicable  deadlines in the  performance  of their  duties  under such  Section,
         Section  3.16 and Section  3.17.  Neither the Master  Servicer nor the  Securities  Administrator
         shall have any liability for any loss, expense,  damage,  claim arising out of or with respect to any failure to properly  prepare,  execute and/or timely file such Form 10-K,  where such failure results from the Master  Servicer's  or the  Securities  Administrator's  inability or failure to receive,  on a timely  basis,  any  information  from any other party  hereto  needed to prepare, arrange for execution or file such Form 10-K,  not resulting from its own  negligence,  bad faith or willful misconduct.  Subject to the foregoing,  the Securities Administrator has no duty under this  Agreement to monitor or enforce the  performance  by the other parties  listed on Exhibit Q of their duties  under this  paragraph  or  proactively  solicit or procure from such parties any
         Additional Form 10-K Disclosure information.

         (D)      Each Form 10-K  shall  include a  certification  (the  "Sarbanes-Oxley  Certification"), required to be included  therewith  pursuant to the  Sarbanes-Oxley  Act which shall be signed by the Certifying  Person and delivered to the Securities  Administrator no later than March 15th of each year in which the Trust is subject to the  reporting  requirements  of the Exchange Act. The
         Master  Servicer  shall cause any Servicer and any  subservicer or  subcontractor,  to the extent set forth in the related Servicing  Agreement,  engaged by it to, provide to the Person who signs the  Sarbanes-Oxley  Certification (the "Certifying  Person"),  by March 10 of each year in which the Trust is  subject  to the  reporting  requirements  of the  Exchange  Act (or such other date specified in the related  Servicing  Agreement) and otherwise within a reasonable  period of time upon request, a certification (each, a "Back-Up  Certification"),  in the form attached hereto as
         Exhibit N, upon which the Certifying  Person,  the entity for which the Certifying Person acts as an  officer,  and  such  entity's  officers,  directors  and  Affiliates  (collectively  with the
         Certifying  Person,  "Certification  Parties")  can  reasonably  rely.  An  officer of the Master
         Servicer  in charge of the master  servicing  function  shall serve as the  Certifying  Person on behalf of the Trust.  Such  officer of the  Certifying  Person can be  contacted  as set forth in
         Section 11.07.

                  (iv)     With  respect to any  Additional  Form 10-D  Disclosure,  Additional  Form 10-K
Disclosure or any Form 8-K Disclosure  Information  (collectively,  the "Additional  Disclosure") relating to the Trust Fund in the form attached hereto as Exhibit R, the Securities  Administrator's  obligation to include such Additional  Information in the applicable  Exchange Act report is subject to receipt from the entity that is indicated in Exhibit Q as the responsible  party for providing that  information,  if other than the Securities  Administrator,  as and when required as described in Section 3.18(a)(i) through (iii)
above.  Such Additional  Disclosure shall be accompanied by a notice  substantially in the form of Exhibit
R. Each of the Company as a Servicer,  the Master  Servicer,  the Sponsor,  the  Securities  Administrator
and the  Depositor  hereby  agrees to notify and provide,  and the Master  Servicer  agrees to enforce the obligations  (to the extent  provided  in the  related  Servicing  Agreement)  to the extent  known to the
Master Servicer,  Sponsor,  Securities  Administrator and Depositor all Additional  Disclosure relating to the Trust Fund,  with respect to which such party is indicated in Exhibit Q as the  responsible  party for providing that  information.  Within five Business Days prior to each  Distribution Date of each year that the Trust is subject to the Exchange Act reporting  requirements,  the Depositor  shall make  available to the Securities  Administrator  the Group I Significance  Estimate and the Securities  Administrator  shall use such  information  to  calculate  the Group I  Significance  Percentage.  If the Group I  Significance
Percentage  meets either of the threshold  levels  detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation
AB, the  Securities  Administrator  shall  deliver  written  notification  to the  Depositor,  the related
Counterparty  to that effect which  notification  shall  include a request  that the related  Counterparty provide  Regulation  AB  information  to the  Depositor  in  accordance  with  the  related  Cap  Contract
Agreement.  The  Depositor  shall be obligated  to obtain from the related  Counterparty  any  information required  under  Regulation  AB to the extent  required  under the related Cap Contract  Agreement  and to provide to the Securities  Administrator  any information  that may be required to be included in any Form
10-D,  Form 8-K or Form 10-K  relating to the  related  Cap  Contract  Agreement  or written  notification
instructing  the  Securities   Administrator  that  such  Additional   Disclosure  regarding  the  related
Counterparty  is not necessary for such  Distribution  Date. The Depositor  shall be  responsible  for any reasonable  fees and expenses  assessed or incurred by the  Securities  Administrator  in connection  with including any Additional Disclosure information pursuant to this Section.

                  So long as the  Depositor  is subject to the filing  requirements  of the  Exchange  Act with respect to the Trust Fund,  the Trustee shall notify the Securities  Administrator  and the Depositor of any  bankruptcy  or  receivership  with  respect  to the  Trustee  or of any  proceedings  of the  type described  under Item 1117 of  Regulation  AB that have  occurred as of the  related Due Period,  together with a  description  thereof,  no later  than the date on which  such  information  is  required  of other parties  hereto as set forth  under  this  Section  3.18.  In  addition,  the  Trustee  shall  notify  the
Securities  Administrator  and the Depositor of any affiliations or  relationships  that develop after the
Closing  Date  between  the Trustee and the  Depositor,  EMC,  the  Securities  Administrator,  the Master
Servicer,  the  Counterparty  or the Custodian of the type  described  under Item 1119 of  Regulation  AB, together  with a  description  thereof,  no later  than March 15 of each year that the Trust is subject to the Exchange Act reporting  requirements,  commencing  in 2007.  Should the  identification  of any of the
Depositor,  the Sponsor,  the Securities  Administrator,  the Master  Servicer,  the  Counterparty  or the
Custodian change, the Depositor shall promptly notify the Trustee.

                  (v)      (A) On or  prior to  January  30 of the  first  year in  which  the  Securities
Administrator is able to do so under applicable law, the Securities  Administrator  shall prepare and file a Form 15 relating to the  automatic  suspension  of  reporting in respect of the Trust under the Exchange
Act.

         (B)      In the event  that the  Securities  Administrator  is  unable  to  timely  file with the
         Commission  all or any  required  portion of any Form 8-K,  10-D or 10-K  required to be filed by this  Agreement  because  required  disclosure  information  was  either not  delivered  to it or delivered  to it after  the  delivery  deadlines  set  forth in this  Agreement  or for any other reason,  the  Securities  Administrator  will  promptly  notify  the  Depositor  and  the  Master
         Servicer.  In the case of Form 10-D and 10-K,  the  Depositor,  Master  Servicer  and  Securities
         Administrator  will  cooperate  to  prepare  and  file a Form  12b-25  and a 10-DA  and  10-KA as applicable,  pursuant  to  Rule  12b-25  of the  Exchange  Act.  In the  case of  Form  8-K,  the
         Securities  Administrator will, upon receipt of all required Form 8-K Disclosure  Information and upon the approval and direction of the  Depositor,  include such  disclosure  information  on the next Form  10-D.  In the event  that any  previously  filed  Form 8-K,  10-D or 10-K  needs to be amended and such amendment  relates to any Additional  Disclosure,  the Securities  Administrator
         will notify the Depositor  and the parties  affected  thereby and such parties will  cooperate to prepare any  necessary  Form 8-K,  10-DA or 10-KA.  Any Form 15, Form 12b-25 or any  amendment to
         Form 8-K,  10-D or 10-K shall be signed by an  appropriate  officer of the Master  Servicer.  The parties  hereto  acknowledge  that the  performance  by the Master  Servicer  and the  Securities
         Administrator  of their  respective  duties under this Section  3.18(a)(v)  related to the timely preparation,  execution  and filing of Form 15, a Form 12b-25 or any  amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor  timely  performing their duties under this  Section.  Neither the Master  Servicer nor the  Securities  Administrator  shall have any  liability  for any loss,  expense,  damage or claim  arising  out of or with  respect to any failure to  properly  prepare,  execute  and/or  timely file any such Form 15, Form 12b-25 or any amendments  to Forms 8-K,  10-D or 10-K,  where such failure  results  from a party's  failure to deliver,  on a timely  basis,  any  information  from such party  needed to prepare,  arrange for execution or file such Form 15, Form 12b-25 or any  amendments  to Forms 8-K,  10-D or 10-K,  not resulting from its own negligence, bad faith or willful misconduct.

                  The Depositor agrees to promptly furnish to the Securities  Administrator,  from time to time upon request,  such further information,  reports and financial statements within its control related to this Agreement,  the Mortgage Loans as the Securities  Administrator  reasonably  deems  appropriate to prepare and file all necessary  reports with the Commission.  The Securities  Administrator  shall have no responsibility to file any items other than those specified in this Section 3.18;  provided,  however, the
Securities  Administrator  will  cooperate with the Depositor in connection  with any  additional  filings with  respect  to the Trust  Fund as the  Depositor  deems  necessary  under the  Exchange  Act.  Fees and expenses  incurred by the  Securities  Administrator  in  connection  with this  Section 3.18 shall not be reimbursable from the Trust Fund.

         (b)               In  connection  with the filing of any Form 10-K  hereunder,  in the case where the Master  Servicer and the Securities  Administrator  are not affiliated,  the Securities  Administrator shall sign a certification (a "Form of Back-Up  Certification  for Form 10-K  Certificate,"  substantially in the form attached  hereto as Exhibit L) for the Depositor  regarding  certain  aspects of the Form 10-K certification signed by the Master Servicer,  provided,  however, that the Securities  Administrator shall not be required to undertake  an analysis of any  accountant's  report  attached as an exhibit to the Form
10-K.

         (c)      The  Securities  Administrator  shall  indemnify  and hold  harmless  the  Company,  the
Depositor and the Master  Servicer and each of its officers,  directors  and  affiliates  from and against any losses,  damages,  penalties,  fines,  forfeitures,  reasonable  and necessary  legal fees and related costs,  judgments  and other costs and  expenses  arising out of or based upon a breach of the  Securities
Administrator's  obligations  under  Sections  3.16,  3.17  and  3.18  or the  Securities  Administrator's
negligence,  bad faith or  willful  misconduct  in  connection  therewith.  In  addition,  the  Securities
Administrator  shall  indemnify and hold harmless the Depositor and the Master  Servicer and each of their respective  officers,  directors and affiliates from and against any losses,  damages,  penalties,  fines, forfeitures,  reasonable  and  necessary  legal fees and  related  costs,  judgments  and other  costs and expenses  arising  out of or based  upon (i) any  untrue  statement  or alleged  untrue  statement  of any material fact contained in any Back-Up Certification,  any Annual Statement of Compliance,  any Assessment
of Compliance or any Additional  Disclosure  provided by the Securities  Administrator on its behalf or on behalf of any subservicer or  subcontractor  engaged by the Securities  Administrator  pursuant to Section
3.16,  3.17 or 3.18  (the  "Securities  Administrator  Information"),  or (ii)  any  omission  or  alleged omission  to state  therein a  material  fact  required  to be stated  therein  or  necessary  to make the statements  therein, in light of the circumstances in which they were made, not misleading;  provided,  by way of  clarification,  that this  paragraph  shall be construed  solely by  reference  to the  Securities
Administrator  Information  and  not  to  any  other  information  communicated  in  connection  with  the
Certificates,  without regard to whether the Securities  Administrator  Information or any portion thereof is presented together with or separately from such other information.

         The  Depositor  shall  indemnify and hold harmless the  Securities  Administrator  and the Master
Servicer  and each of its  officers,  directors  and  affiliates  from and against  any  losses,  damages, penalties,  fines,  forfeitures,  reasonable  and necessary  legal fees and related  costs,  judgments and other costs and expenses  arising out of or based upon a breach of the  obligations of the Depositor under
Sections  3.16,  3.17  and  3.18 or the  Depositor's  negligence,  bad  faith  or  willful  misconduct  in connection  therewith.  In addition,  the Depositor shall indemnify and hold harmless the Master Servicer, the Securities  Administrator  and each of their  respective  officers,  directors and affiliates from and against any losses,  damages,  penalties,  fines,  forfeitures,  reasonable  and necessary  legal fees and related  costs,  judgments  and other  costs and  expenses  arising  out of or based  upon (i) any  untrue statement or alleged  untrue  statement  of any  material  fact  contained  in any  Additional  Disclosure provided by the  Depositor  that is required to be filed  pursuant to this  Section  3.18 (the  "Depositor
Information"),  or (ii) any omission or alleged  omission to state  therein a material fact required to be stated therein or necessary to make the statements  therein,  in light of the  circumstances in which they were made, not  misleading;  provided,  by way of  clarification,  that this paragraph  shall be construed solely  by  reference  to the  Depositor  Information  that is  required  to be filed and not to any other information  communicated  in connection  with the  Certificates,  without regard to whether the Depositor
Information or any portion thereof is presented together with or separately from such other information.

         The Master Servicer shall indemnify and hold harmless the Company,  the Securities  Administrator and the Depositor and each of its  respective  officers,  directors  and  affiliates  from and against any losses, damages,  penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs, judgments  and other costs and expenses  arising out of or based upon a breach of the  obligations  of the
Master  Servicer under  Sections 3.16,  3.17 and 3.18 or the Master  Servicer's  negligence,  bad faith or willful  misconduct in connection  therewith.  In addition,  the Master  Servicer shall indemnify and hold harmless the  Depositor and each of its officers,  directors and  affiliates  from and against any losses, damages, penalties,  fines, forfeitures,  reasonable and necessary legal fees and related costs, judgments and other costs and  expenses  arising  out of or based upon (i) any untrue  statement  or alleged  untrue statement of any  material  fact  contained  in any Annual  Statement of  Compliance,  any  Assessment  of
Compliance  or any  Additional  Disclosure  provided by the Master  Servicer on its behalf or on behalf of any subservicer or  subcontractor  engaged by the Master  Servicer  pursuant to Section 3.16, 3.17 or 3.18
(the  "Master  Servicer  Information"),  or (ii) any  omission  or  alleged  omission  to state  therein a material fact required to be stated therein or necessary to make the statements  therein,  in light of the circumstances  in which they were made,  not  misleading;  provided,  by way of  clarification,  that this paragraph shall be construed  solely by reference to the Master Servicer  Information and not to any other information  communicated  in  connection  with the  Certificates,  without  regard to whether  the Master
Servicer  Information  or any portion  thereof is presented  together with or  separately  from such other information.

         If the  indemnification  provided for herein is unavailable or  insufficient to hold harmless the
Company,  the Depositor,  the Securities  Administrator  or the Master Servicer,  as applicable,  then the defaulting  party,  in connection  with any conduct for which it is providing  indemnification  under this
Section  3.18,  agrees that it shall  contribute  to the amount paid or payable by the other  parties as a result of the  losses,  claims,  damages  or  liabilities  of the  other  party in such  proportion  as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

         (d)      The  indemnification  provisions  set  forth in this  Section  3.18  shall  survive  the termination of this Agreement or the termination of any party to this Agreement.

         (e)      Failure  of the  Master  Servicer  to comply  with this  Section  3.18  (including  with respect to the  timeframes  required  herein)  shall  constitute  an Event of Default,  and at the written direction of the Depositor,  the Trustee shall,  in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages,  including injunctive relief and specific  performance, upon notice  immediately  terminate all of the rights and  obligations  of the Master  Servicer under this
Agreement  and in and to the  Mortgage  Loans and the proceeds  thereof  without  compensating  the Master
Servicer  for the same (but  subject to the  Master  Servicer  rights to  payment of any Master  Servicing
Compensation  and  reimbursement  of all amounts for which it is  entitled to be  reimbursed  prior to the date  of  termination).  Failure  of the  Securities  Administrator  to  comply  with  this  Section  3.18
(including  with respect to the timeframes  required in this Section)  which failure  results in a failure to timely file the related  Form 10-K,  shall  constitute  a default and at the written  direction  of the
Depositor,  the Trustee  shall,  in addition to whatever  rights the Trustee may have under this Agreement and at law or equity or to damages,  including  injunctive  relief and specific  performance,  upon notice immediately  terminate  all of the rights  and  obligations  of the  Securities  Administrator  under this
Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating  the Securities
Administrator  for the same (but subject to the Securities  Administrator's  right to reimbursement of all amounts  for which it is entitled  to be  reimbursed  prior to the date of  termination).  This  paragraph shall  supersede  any other  provision  in this  Agreement  or any other  agreement  to the  contrary.  In connection with the termination of the Master  Servicer or the Securities  Administrator  pursuant to this
Section 3.18(e) the Trustee shall be entitled to reimbursement  of all costs and expenses  associated with such  termination  to the extent set forth in Section  9.05.  Notwithstanding  anything to the contrary in this  Agreement,  no Event of Default by the Master  Servicer or default by the  Securities  Administrator shall have  occurred  with  respect to any failure to properly  prepare,  execute  and/or  timely file any report on Form 8-K,  Form 10-D or Form 10-K,  any Form 15 or Form  12b-25 or any  amendments  to Form 8-K,
10-D or 10-K,  where such failure  results from any party's  failure to deliver,  on a timely  basis,  any information  from such party needed to prepare,  arrange for  execution  or file any such report,  Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

         (f)      Notwithstanding  the  provisions  of Section  11.02,  this  Section  3.18 may be amended without the consent of the Certificateholders.

         Any report,  notice or  notification  to be delivered by the Company,  the Master Servicer or the
Securities  Administrator  to the Depositor  pursuant to this Section 3.18,  may be delivered via email to
RegABNotifications@bear.com  or,  in  the  case  of a  notification,  telephonically  by  calling  Reg  AB
Compliance Manager at 212-272-7525.

         Section 3.19.     The Company.  On the Closing Date,  the Company will receive from the Depositor a payment of $5,000.

         Section 3.20.     UCC. The Sponsor shall file any financing statements,  continuation  statements or amendments thereto required by any change in the Uniform Commercial Code.

         Section 3.21.     Optional  Purchase  of  Defaulted  Mortgage  Loans.  (a)  With  respect  to any
Mortgage  Loan which as of the first day of a Fiscal  Quarter is  Delinquent in payment by 90 days or more or is an REO  Property,  the Company shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase  Price;  provided,  however,  (i) that such Mortgage Loan is still 90 days or more  Delinquent or is an REO Property as of the date of such purchase and (ii) this  purchase  option, if not  theretofore  exercised,  shall  terminate on the date prior to the last day of the related  Fiscal
Quarter.  This  purchase  option,  if  not  exercised,  shall  not be  thereafter  reinstated  unless  the delinquency  is cured and the  Mortgage  Loan  thereafter  again  becomes  90 days or more  Delinquent  or becomes an REO Property,  in which case the option shall again become  exercisable  as of the first day of the related Fiscal Quarter.

         (b)      If at any time the  Company  remits to the Master  Servicer a payment for deposit in the
Distribution  Account  covering  the  amount of the  Repurchase  Price for such a Mortgage  Loan,  and the
Company provides to the Trustee a certification  signed by a Servicing  Officer stating that the amount of such  payment  has been  deposited  in the  Distribution  Account,  then the  Trustee  shall  execute  the assignment  of such  Mortgage  Loan  to the  Company  at the  request  of the  Company  without  recourse, representation  or  warranty  and the  Company  shall  succeed to all of the  Trustee's  right,  title and interest in and to such Mortgage Loan, and all security and documents  relative  thereto.  Such assignment shall be an assignment  outright and not for security.  The Company will thereupon own such Mortgage,  and all such security and documents,  free of any further obligation to the Trustee or the  Certificateholders with respect thereto.

         Section 3.22.     Reserved.

         Section 3.23.     Intention of the Parties and Interpretation.

         Each of the parties  acknowledges  and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this  Agreement is to  facilitate  compliance by the Sponsor,  the Depositor and the Master  Servicer with the provisions of Regulation  AB.  Therefore,  each of the parties agrees that (a) the  obligations of the parties  hereunder shall be interpreted in such a manner as to accomplish  that purpose,  (b) the parties'
obligations  hereunder  will be  supplemented  and  modified in writing,  as agreed to and executed by the parties hereto, as necessary to be consistent with any such amendments,  interpretive  advice or guidance, convention or consensus  among active  participants  in the  asset-backed  securities  markets,  advice of counsel,  or otherwise in respect of the  requirements of Regulation AB, (c) the parties shall comply with reasonable  requests  made by the Sponsor,  or the  Depositor,  or the Master  Servicer or the  Securities
Administrator for delivery of additional or different  information as the Sponsor,  the Depositor,  or the
Master  Servicer or the Securities  Administrator  may determine in good faith is necessary to comply with the provisions of Regulation  AB, and (d) no amendment of this  Agreement  shall be required to effect any such changes in the parties' obligations as are necessary to accommodate  evolving  interpretations of the provisions  of Regulation  AB. All costs,  expenses,  fees,  liabilities,  charges and amounts  (including legal fees)  incurred by the Trustee in  connection  with this Section 3.23 shall be fully  reimbursed  to the Trustee pursuant to Section 4.05(l).

                                                ARTICLE IV
                                                 Accounts

         Section 4.01.     Protected  Accounts.  (a) The Master  Servicer  shall enforce the obligation of each Servicer to establish and maintain a Protected  Account in accordance  with the applicable  Servicing
Agreement,  with records to be kept with respect  thereto on a Mortgage Loan by Mortgage Loan basis,  into which  accounts  shall be  deposited  within 48 hours (or as of such other time  specified  in the related
Servicing  Agreement) of receipt,  all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer,  including Principal Prepayments,  Insurance Proceeds,
Liquidation  Proceeds and advances made from the  Servicer's  own funds (less  servicing  compensation  as permitted by the applicable  Servicing  Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected  Account.  Servicing  Compensation in the form of assumption fees, if any, late payment charges, as collected,  if any, or otherwise  (exclusive of any Prepayment Charges with regards to the Group I  Mortgage  Loans,  but  inclusive  of any  Prepayment  Charges  with  regards  to the Group II
Mortgage  Loans) shall be retained by the applicable  Servicer and shall not be deposited in the Protected
Account.  The  Servicer  is  hereby  authorized  to make  withdrawals  from and  deposits  to the  related
Protected  Account for purposes  required or permitted by this  Agreement.  To the extent  provided in the related Servicing Agreement,  the Protected Account shall be held by a Designated  Depository  Institution and  segregated  on the  books  of  such  institution  in the  name of the  Trustee  for  the  benefit  of
Certificateholders.

         (b)      To the extent  provided  in the  related  Servicing  Agreement,  amounts on deposit in a
Protected  Account may be invested in Permitted  Investments in the name of the Trustee for the benefit of
Certificateholders  and,  except as provided in the preceding  paragraph,  not  commingled  with any other funds.  Such  Permitted  Investments  shall mature,  or shall be subject to redemption or  withdrawal,  no later than the date on which such funds are  required  to be  withdrawn  for  deposit in the  Distribution
Account,  and  shall  be  held  until  required  for  such  deposit.  The  income  earned  from  Permitted
Investments  made  pursuant  to this  Section 4.01  shall  be  paid  to the  related  Servicer  under  the applicable  Servicing  Agreement,  and the  risk  of loss of  moneys  required  to be  distributed  to the
Certificateholders  resulting  from  such  investments  shall be  borne by and be the risk of the  related
Servicer.  The related  Servicer (to the extent  provided in the  Servicing  Agreement)  shall deposit the amount of any such loss in the Protected  Account within two Business Days of receipt of  notification  of such loss but not later than the second  Business Day prior to the  Distribution  Date on which the moneys so invested are required to be distributed to the Certificateholders.

         (c)      To the extent  provided in the related  Servicing  Agreement and subject to this Article
IV, on or before each Servicer  Remittance  Date, the related Servicer shall withdraw or shall cause to be withdrawn  from its  Protected  Accounts  and shall  immediately  deposit or cause to be  deposited in the
Distribution  Account  amounts  representing  the  following  collections  and  payments  (other than with respect  to  principal  of or  interest  on the  Mortgage  Loans due on or before the  Cut-off  Date) with respect to each Loan Group or Sub-Loan Group, as applicable:

                  (i)      Scheduled  Payments on the  Mortgage  Loans  received  or any  related  portion thereof  advanced by such  Servicer  pursuant to its Servicing  Agreement  which were due during or before the related Due Period,  net of the amount  thereof  comprising its Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

                  (ii)     Full  Principal  Prepayments  and any  Liquidation  Proceeds  received  by such
Servicer  with  respect  to the  Mortgage  Loans in the  related  Prepayment  Period  (or,  in the case of
Subsequent  Recoveries,  during the related  Due  Period),  with  interest  to the date of  prepayment  or liquidation, net of the amount thereof comprising its Servicing Fee;

                  (iii)    Partial Principal  Prepayments received by such Servicer for the Mortgage Loans in the related Prepayment Period;

                  (iv)     Any  amount  to be used  as a  Monthly  Advance  or any  Compensating  Interest
Payments; and

                  (v)      Any amounts required to be paid by the Servicers under the related Servicing
Agreements with respect to clauses (a) and (b) of the definition of Interest Shortfall with respect to the related Mortgage Loans for the related Distribution Date.

         (d)      Withdrawals  may be  made  from an  Account  only to make  remittances  as  provided  in
Section 4.01(c),  4.04 and 4.05; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent  collections from the related Mortgagor;  to remove amounts deposited in error;  to remove fees,  charges or other such amounts  deposited  on a temporary  basis;  or to clear and terminate  the  account at the  termination  of this  Agreement  in  accordance  with  Section  10.01.  As provided in Sections  4.01(c) and 4.04(b) certain  amounts  otherwise due to the Servicers may be retained by them and need not be deposited in the Distribution Account.

         (e)      The Master  Servicer  shall not itself waive (or  authorize a Servicer to waive,  unless such Servicer is allowed to waive in accordance  with the terms of the related  Servicing  Agreement)  any
Prepayment  Charge that the Trust would otherwise be entitled to unless:  (i) the  enforceability  thereof shall have been  limited by  bankruptcy,  insolvency,  moratorium,  receivership  and other  similar  laws relating to creditors' rights generally,  (ii) the enforcement  thereof is illegal, or any local, state or federal  agency has  threatened  legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been  accelerated  in connection  with a foreclosure  or other  involuntary  payment or (iv) such waiver is  standard  and  customary  in  servicing  similar  Mortgage  Loans and relates to a default or a reasonably  foreseeable  default and would, in the reasonable  judgment of the Master  Servicer,  maximize recovery  of total  proceeds  taking  into  account  the value of such  Prepayment  Charge and the related
Mortgage Loan. In no event will the Master  Servicer  itself waive a Prepayment  Charge in connection with a  refinancing  of a Mortgage Loan that is not related to a default or a reasonably  foreseeable  default.
If a  Prepayment  Charge is waived  by the  Master  Servicer,  but does not meet the  standards  described above,  then the Master  Servicer  is  required  to pay the  amount of such  waived  Prepayment  Charge by depositing such amount into the Distribution  Account by the immediately  succeeding  Distribution Account
Deposit Date.

         Section 4.02.     [Reserved].

         Section 4.03.     [Reserved].

         Section 4.04.     Distribution  Account.  (a) The Securities  Administrator  shall  establish and maintain in the name of the Trustee, for the benefit of the  Certificateholders,  the Distribution Account
as a segregated trust account or accounts.

         (b)      The  Master  Servicer  and  the  Securities  Administrator  will  each  deposit  in  the
Distribution Account as identified and as received by each of them, the following amounts:

                  (i)      Any amounts received from the Servicers and constituting Available Funds;

                  (ii)     Any Monthly Advance and any Compensating  Interest Payments required to be made by the Master Servicer pursuant to this Agreement;

                  (iii)    Any Insurance Proceeds or Net Liquidation  Proceeds received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

                  (iv)     The  Repurchase  Price with  respect to any  Mortgage  Loans  purchased  by the
Sponsor  pursuant to the Mortgage  Loan Purchase  Agreement or Sections  2.02 or 2.03 hereof,  any amounts which are to be treated  pursuant to Section 2.04  of this Agreement as the payment of a Repurchase  Price in connection  with the tender of a Substitute  Mortgage Loan by the Sponsor,  the  Repurchase  Price with respect to any Mortgage Loans purchased by the Company pursuant to  Section 3.21,  and all proceeds of any
Mortgage  Loans or property  acquired with respect  thereto  repurchased  by the Depositor or its designee pursuant to Section 10.01;

                  (v)      Any amounts  required to be deposited  with respect to losses on investments of deposits in an Account;

                  (vi)     Any amounts  received by the Master  Servicer or Securities  Administrator,  or
required to be paid by the Master  Servicer,  in connection  with any Prepayment  Charge on the Prepayment
Charge Loans; and

                  (vii)    Any other amounts  received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

         (c)      All  amounts  deposited  to the  Distribution  Account  shall be held by the  Securities
Administrator  in the  name  of the  Trustee  in  trust  for  the  benefit  of the  Certificateholders  in accordance with the terms and provisions of this Agreement.

         (d)      The  requirements for crediting the  Distribution  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of
(i) late  payment  charges  or  assumption,  tax  service,  statement  account  or  payoff,  substitution, satisfaction,  release and other like fees and charges and (ii) the items  enumerated in Section 4.05 with respect to the Securities  Administrator,  the Master Servicer and the Servicers,  need not be credited by the  Master  Servicer  or the  Servicers  to the  Distribution  Account.  Amounts  received  by the Master
Servicer or the Securities  Administrator in connection with Prepayment  Charges on the Prepayment  Charge
Loans shall be  deposited  into the Class XP Reserve  Account by such party upon receipt  thereof.  In the event that the Master Servicer or the Securities  Administrator  shall deposit or cause to be deposited to the Distribution  Account any amount not required to be credited  thereto,  the Securities  Administrator, upon receipt of a written request  therefor signed by a Servicing  Officer of the Master  Servicer,  shall
promptly   transfer  such  amount  to  the  Master   Servicer,   any  provision  herein  to  the  contrary
notwithstanding.

         (e)      The  Distribution  Account shall constitute a trust account of the Trust Fund segregated on the books of the  Securities  Administrator  and held by the Securities  Administrator  in trust in its
Corporate  Trust  Office,  and the  Distribution  Account  and the funds  deposited  therein  shall not be subject  to, and shall be  protected  from,  all claims,  liens,  and  encumbrances  of any  creditors  or depositors of the Securities  Administrator or the Master Servicer  (whether made directly,  or indirectly through  a  liquidator  or  receiver  of  the  Securities  Administrator  or  the  Master  Servicer).  The
Distribution  Account shall be an Eligible  Account.  The amount at any time credited to the  Distribution
Account,  if  invested,  shall be  invested  in the name of the  Trustee,  in such  Permitted  Investments selected by the Master  Servicer or the Depositor.  The Master  Servicer or the Depositor shall select the
Permitted  Investments for the funds on deposit in the  Distribution  Account.  All Permitted  Investments
shall mature or be subject to redemption or  withdrawal  on or before,  and shall be held until,  the next
succeeding   Distribution   Date  if  the  obligor  for  such  Permitted   Investment  is  the  Securities
Administrator  or, if such  obligor is any other  Person,  the Business Day  preceding  such  Distribution
Date,  in the case of Permitted  Investments  for the benefit of the Master  Servicer  and the  Depositor.
With respect to the Distribution  Account and the funds deposited  therein,  the Securities  Administrator shall take such  action as may be  necessary  to ensure that the  Certificateholders  shall be entitled to the  priorities  afforded  to such a trust  account  (in  addition  to a claim  against  the estate of the
Trustee) as provided by 12 U.S.C. § 92a(e), and applicable  regulations  pursuant thereto,  if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         (f)      Any and all  investment  earnings  and losses on amounts on deposit in the  Distribution
Account shall be for the account of the Master  Servicer.  The Master  Servicer from time to time shall be permitted to withdraw or receive  distribution  of any and all investment  earnings from the  Distribution
Account  on  behalf  of  itself.   The  risk  of  loss  of  moneys  required  to  be  distributed  to  the
Certificateholders  resulting  from  such  investments  shall be  borne  by and be the risk of the  Master
Servicer  based on the Permitted  Investments  on which such loss is incurred.  The Master  Servicer shall deposit the amount of any such loss in the  Distribution  Account  within two Business  Days of receipt of notification  of such loss but not later than the  Distribution  Date on which the moneys so invested  are required to be distributed to the Certificateholders.

         (g)      In the  event  that the  Master  Servicer  and  Securities  Administrator  are no longer affiliated,  the Master  Servicer shall establish and maintain an account  separate from the  Distribution
Account  into which any funds  remitted by the  Company and  Servicers  will be  deposited.  No later than noon New York time on the Business Day prior to each  Distribution  Date, the Master  Servicer shall remit any such funds to the Paying Agent for deposit in the  Distribution  Account.  The Master  Servicer  shall make the following permitted withdrawals and transfers from such account:

                  (i)      The  Master  Servicer  will,  from  time to time on demand  of the  Company,  a
Servicer or the  Securities  Administrator,  make or cause to be made such  withdrawals  or transfers from the  account as the Master  Servicer  has  designated  for such  transfer or  withdrawal  pursuant to this
Agreement and the related  Servicing  Agreement.  The Master  Servicer may clear and terminate the account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

                  (ii)     On an ongoing  basis,  the Master  Servicer  shall  withdraw  from the  account
(i) any expenses,  costs and liabilities  recoverable by the Trustee, the Master Servicer,  the Securities
Administrator  or any Custodian  pursuant to Sections 3.03, 7.04 and 9.05 and (ii) any  amounts payable to the Master Servicer as set forth in  Section 3.14;  provided,  however,  that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 7.03(a).

                  (iii)    In addition,  on or before each Business Day prior to each  Distribution  Date, the Master Servicer shall deposit in the  Distribution  Account (or remit to the Securities  Administrator for deposit therein) any Monthly  Advances  required to be made by the Master Servicer with respect to the
Mortgage Loans.

                  (iv)     No  later  than  noon  New  York  time  on  each  Business  Day  prior  to each
Distribution  Date, the Master  Servicer will transfer all Available  Funds on deposit in the account with respect to the related Distribution Date to the Paying Agent for deposit in the Distribution Account.

         Section 4.05.     Permitted   Withdrawals  and  Transfers  from  the  Distribution  Account.  The
Securities  Administrator  will,  from time to time on demand of the Master  Servicer  (or with respect to clause (l) hereto,  on demand of the Trustee,  the Securities  Administrator  or the  Custodian),  make or cause to be made such  withdrawals or transfers from the  Distribution  Account as the Master Servicer has designated for such transfer or withdrawal  pursuant to this Agreement and the Servicing  Agreements or as the Securities Administrator deems necessary for the following purposes:

         (a)                                to  reimburse  the Master  Servicer  or any  Servicer  for any
Monthly  Advance  of its own funds,  the right of the  Master  Servicer  or a  Servicer  to  reimbursement pursuant  to  this  subclause  (i) being  limited  to  amounts  received  on a  particular  Mortgage  Loan
(including,  for  this  purpose,  the  Repurchase  Price  therefor,  Insurance  Proceeds  and  Liquidation
Proceeds)  which  represent  late  payments or recoveries of the principal of or interest on such Mortgage
Loan with respect to which such Monthly Advance was made;

         (b)               to reimburse  the Master  Servicer or any Servicer from  Insurance  Proceeds or
Liquidation  Proceeds  relating to a particular  Mortgage Loan for amounts expended by the Master Servicer or such  Servicer in good faith in  connection  with the  restoration  of the related  Mortgaged  Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

         (c)               to  reimburse  the Master  Servicer or any  Servicer  from  Insurance  Proceeds relating to a particular  Mortgage Loan for insured  expenses  incurred with respect to such Mortgage Loan and to  reimburse  the Master  Servicer or such  Servicer  from  Liquidation  Proceeds  from a  particular
Mortgage Loan for  Liquidation  Expenses  incurred with respect to such Mortgage  Loan;  provided that the
Master  Servicer  shall not be  entitled to  reimbursement  for  Liquidation  Expenses  with  respect to a
Mortgage  Loan to the extent that (i) any amounts with respect to such  Mortgage  Loan were paid as Excess
Liquidation  Proceeds  pursuant to clause (xi) of this Section  4.05(a) to the Master  Servicer;  and (ii)
such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

         (d)      to pay the Master Servicer or any Servicer,  as appropriate,  from Liquidation  Proceeds or Insurance  Proceeds  received in connection with the liquidation of any Mortgage Loan, the amount which the Master  Servicer  or such  Servicer  would have been  entitled  to receive  under  clause (ix) of this
Section  4.05(a)  as  servicing  compensation  on  account  of each  defaulted  scheduled  payment on such
Mortgage Loan if paid in a timely manner by the related Mortgagor;

         (e)      to pay the Master  Servicer or any Servicer from the  Repurchase  Price for any Mortgage
Loan,  the amount which the Master  Servicer or such  Servicer  would have been  entitled to receive under clause (ix) of this Section 4.05(a) as servicing compensation;

         (f)      to  reimburse  the Master  Servicer or any  Servicer  for  advances of funds (other than
Monthly  Advances) made with respect to the Mortgage  Loans,  and the right to  reimbursement  pursuant to this clause being limited to amounts received on the related  Mortgage Loan (including,  for this purpose, the  Repurchase  Price  therefor,  Insurance  Proceeds and  Liquidation  Proceeds)  which  represent  late recoveries of the payments for which such advances were made;

         (g)      to reimburse  the Master  Servicer or any Servicer for any  Nonrecoverable  Advance that has not been reimbursed pursuant to clauses (i) and (vi);

         (h)      to pay the Master Servicer as set forth in Section 3.14;

         (i)      to reimburse the Master  Servicer for expenses,  costs and  liabilities  incurred by and reimbursable to it pursuant to Sections 3.03, 7.04(c) and (d);

         (j)               to pay to the  Master  Servicer,  as  additional  servicing  compensation,  any
Excess Liquidation Proceeds to the extent not retained by the related Servicer;

         (k)      to  reimburse  or pay any  Servicer  any  such  amounts  as are due  thereto  under  the applicable  Servicing  Agreement  and have not been  retained  by or paid to the  Servicer,  to the extent provided in the related Servicing Agreement;

         (l)      to reimburse the Trustee,  the Securities  Administrator  or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

         (m)      to remove amounts deposited in error;

         (n)      to clear and terminate the Distribution Account pursuant to Section 10.01; and

         (o)      to pay the Depositor as set forth in Section 4.04(e).

         (p)      The  Securities  Administrator  shall  keep  and  maintain  separate  accounting,  on  a
Mortgage  Loan by Mortgage Loan basis and shall provide a copy to the  Securities  Administrator,  for the purpose of  accounting  for any  reimbursement  from the  Distribution  Account  pursuant  to clauses  (i)
through  (vi) and  (viii) or with  respect  to any such  amounts  which  would  have been  covered by such clauses  had the  amounts  not been  retained  by the  Master  Servicer  without  being  deposited  in the
Distribution  Account under Section  4.04(b).  Reimbursements  made pursuant to clauses (vii),  (ix), (xi)
and (xii) will be allocated between the Loan Groups or Sub-Loan Groups,  as applicable,  pro rata based on the aggregate  Stated  Principal  Balances of the Mortgage Loans in each Loan Group or Sub-Loan  Group, as applicable.

         (q)               On each Distribution  Date, the Securities  Administrator  shall distribute the
Interest Funds,  Principal Funds and Available Funds to the extent on deposit in the Distribution  Account for each Loan Group or  Sub-Loan  Group,  as  applicable,  to the Holders of the related  Certificates  in accordance with Article VI.

         Section 4.06.     Reserve Fund.
(a)                                 On or before the Closing  Date,  the  Securities  Administrator  shall establish one  or more  segregated  trust  accounts  (the  "Reserve  Fund") in the name of the  Trustee on behalf of the Holders of the Group I Certificates and the Class B-IO  Certificates.  The Reserve Fund must be an Eligible  Account.  The Reserve  Fund shall be entitled  "Reserve  Fund,  Citibank,  N.A. as Trustee
f/b/o  holders of  Structured  Asset  Mortgage  Investments  II Inc.,  Bear  Stearns  ALT-A Trust  2006-7,
Mortgage  Pass-Through  Certificates,  Series 2006-7."  The Securities  Administrator shall demand payment of all money payable by the  Counterparty  under the Cap  Contracts.  The Securities  Administrator  shall deposit  in the  Reserve  Fund all  payments  received  by it from the  Counterparty  pursuant  to the Cap
Contracts and, prior to distribution of such amounts pursuant to Section 6.01(a),  all payments  described
under the Ninth and Tenth clauses of Section  6.01(a).   All Cap  Contract  Payment Amounts  received from
Cap Contracts  benefiting the Holders of the Group I Certificates  and the amounts  described in the Ninth and Tenth  clauses  of Section  6.01(a)  deposited  to  the Reserve  Fund shall be held by the  Securities
Administrator  in the name of the Trustee on behalf of the Trust,  in trust for the benefit of the Holders of the  Group I  Certificates  and the  Class  B-IO  Certificateholders in  accordance  with the terms and provisions of this Agreement.  On each Distribution  Date, the Securities  Administrator  shall distribute amounts on deposit in  the Reserve  Fund to the Group I and Class B-IO  Certificateholders  in  accordance with the Ninth and Tenth clauses of Section 6.01(a) and Section 6.01(b).

         (b)      The  Reserve  Fund  is  an  "outside  reserve  fund"  within  the  meaning  of  Treasury
Regulation  Section  1.860G-2(h)  and shall be an asset of the Trust  Fund but not an asset of any  2006-7
REMIC.  The  Securities  Administrator  on behalf of the Trust shall be the  nominal  owner of the Reserve
Fund. For federal income tax purposes,  the Class  B-IO Certificateholders  shall be the beneficial owners of the Reserve Fund,  subject to the power of the  Securities  Administrator  to distribute  amounts under the Ninth  and  Tenth clauses  of Section  6.01(a) and Section  6.01(b) and shall  report items of income, deduction,  gain or loss arising therefrom.  For federal income tax purposes,  (i) amounts  distributed to
Group I  Certificateholders  pursuant  to the Ninth and Tenth  clauses  of  Section  6.01(a)  and  Section
6.01(b) will be treated as first distributed to the Class B-IO  Certificateholders  and then paid from the
Class B-IO  Certificateholders to the applicable Group I  Certificateholders.  Amounts in the Reserve Fund
held in trust for the  benefit  of the Group I and Class B-IO  Certificateholders  shall,  at the  written direction  of the Class B-IO  Certificateholders,  be invested  in  Permitted  Investments  that mature no later than the Business Day prior to the next  succeeding  Distribution  Date. If no written  direction is received,  the  amounts  in the  Reserve  Fund  shall  remain  uninvested.  Any  losses on such  Permitted
Investments  shall not in any case be a liability of the Securities  Administrator  but an amount equal to such losses shall be given by the Class B-IO  Certificateholders  to the Securities  Administrator  out of
such  Certificateholders'  own funds immediately as realized, for deposit by the Securities  Administrator into  the  Reserve  Fund.  To the  extent  that  the  Class  B-IO  Certificateholders  have  provided  the
Securities  Administrator  with such written direction to invest such funds in Permitted  Investments,  on each  Distribution  Date the Securities  Administrator  shall distribute all net income and gain from such
Permitted Investments in the Reserve Fund to the Class B-IO  Certificateholders,  not as a distribution in respect of any  interest  in any 2006-7  REMIC.  All  amounts  earned on amounts on deposit in the Reserve
Fund held in trust for the  benefit of the Group I and Class B-IO  Certificateholders  shall be taxable to the Class B-IO Certificateholders.

         Section 4.07.     Class XP Reserve  Account.  (a) The Securities  Administrator  shall  establish and  maintain  with itself a  separate,  segregated  trust  account,  which shall be an Eligible  Account, titled "Reserve Account,  Wells Fargo Bank, National Association,  as Securities  Administrator f/b/o Bear
Stearns ALT-A Trust 2006-7, Mortgage Pass-Through  Certificates,  Series 2006-7, Class XP". On the Closing
Date, the Depositor  shall deposit $100 into the Class XP Reserve  Account.  Funds on deposit in the Class
XP Reserve  Account shall be held in trust by the  Securities  Administrator  for the holders of the Class
XP Certificates.

         (b)      Any amount on deposit in the Class XP Reserve Account shall be held  uninvested.  On the
Business Day prior to each  Distribution  Date,  the  Securities  Administrator  shall withdraw the amount then on deposit in the Class XP Reserve Account and deposit such amount into the  Distribution  Account to be distributed to the Holders of the Class XP  Certificates  in accordance  with Section  6.01(c) and with regards to the initial  $100  deposit,  this  Section  4.07.  The initial  $100  deposited in the Class XP
Reserve  Account shall be applied to the Class XP  Certificates on a pro rata basis based upon the initial certificate  balances  stated  on the  Class XP  Certificates.  In  addition,  on the  earlier  of (x) the
Business Day prior to the  Distribution  Date on which all the assets of the Trust Fund are repurchased as described  in Section  10.01(a)  and (y) the  Business  Day prior to the  Distribution  Date  occurring in
December 2011, the Securities  Administrator  shall withdraw the amount on deposit in the Class XP Reserve
Account,  deposit  such amount  into the  Distribution  Account  and remit such  amount to the  Securities
Administrator  and provide written  instruction to the Securities  Administrator to pay such amount to the
Class XP  Certificates  in  accordance  with this  Section  4.07 and Section  6.01(c) and  following  such withdrawal the Class XP Reserve Account shall be closed.

                                                ARTICLE V

                                               Certificates

         Section 5.01.     Certificates.   (a)  The   Depository,   the  Depositor   and  the   Securities
Administrator  have  entered  into a Depository  Agreement  dated as of the Closing Date (the  "Depository
Agreement").   Except  for  the  Residual  Certificates,  the  Private  Certificates  and  the  Individual
Certificates and as provided in Section 5.01(b),  the  Certificates  shall at all times remain  registered in the name of the  Depository  or its nominee  and at all times:  (i) registration  of such  Certificates may  not be  transferred  by  the  Securities  Administrator  except  to a  successor  to the  Depository;
(ii) ownership  and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable  rules  established by the Depository;  (iii) the  Depository may collect its usual and  customary  fees,  charges  and  expenses  from  its  Depository  Participants;  (iv)  the  Securities
Administrator  shall  deal  with the  Depository  as  representative  of such  Certificate  Owners  of the respective Class of  Certificates for purposes of exercising the rights of  Certificateholders  under this
Agreement,  and requests and  directions  for and votes of such  representative  shall not be deemed to be inconsistent if they are made with respect to different  Certificate  Owners;  and (v) the Trustee and the
Securities  Administrator  may rely and shall be fully protected in relying upon information  furnished by the Depository with respect to its Depository Participants.

         The Residual  Certificates and the Private Certificates are initially Physical  Certificates.  If at any  time  the  Holders  of all of the  Certificates  of one or more  such  Classes  request  that  the
Securities  Administrator  cause such Class to become Global  Certificates,  the Securities  Administrator and the Depositor  will take such action as may be reasonably  required to cause the  Depository to accept such Class or Classes for trading if it may legally be so traded.

         All transfers by Certificate  Owners of such respective  Classes of Book-Entry  Certificates  and any Global  Certificates  shall be made in accordance  with the  procedures  established by the Depository
Participant or brokerage firm  representing  such Certificate  Owners.  Each Depository  Participant shall only transfer  Book-Entry  Certificates  of  Certificate  Owners it  represents or of brokerage  firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b)      If (i)(A) the  Depositor  advises  the  Securities  Administrator  in  writing  that the
Depository is no longer willing or able to properly discharge its  responsibilities  as Depository and (B)
the  Depositor  is unable to locate a  qualified  successor  within 30 days or (ii) the  Depositor  at its option advises the Securities  Administrator in writing that it elects to terminate the book-entry  system through the  Depository,  the  Securities  Administrator  shall  request  that the  Depository  notify all
Certificate  Owners of the  occurrence  of any such event and of the  availability  of  definitive,  fully registered  Certificates  to  Certificate  Owners  requesting  the same.  Upon surrender to the Securities
Administrator of the  Certificates by the Depository,  accompanied by registration  instructions  from the
Depository for registration, the Securities Administrator shall issue the definitive Certificates.

         In addition,  if an Event of Default has  occurred  and is  continuing,  each  Certificate  Owner materially adversely affected thereby may at its option request a definitive  Certificate  evidencing such
Certificate  Owner's  interest in the related Class of Certificates.  In order to make such request,  such
Certificate  Owner shall,  subject to the rules and procedures of the  Depository,  provide the Depository or the related  Depository  Participant  with directions for the Securities  Administrator  to exchange or cause the exchange of the Certificate  Owner's  interest in such Class of  Certificates  for an equivalent
interest  in  fully  registered  definitive  form.  Upon  receipt  by  the  Securities   Administrator  of
instructions  from the  Depository  directing the Securities  Administrator  to effect such exchange (such instructions  to contain  information  regarding the Class of Certificates  and the Certificate  Principal
Balance  being  exchanged,  the  Depository  Participant  account to be  debited  with the  decrease,  the registered holder of and delivery instructions for the definitive  Certificate,  and any other information reasonably  required by the Securities  Administrator),  (i) the Securities  Administrator  shall instruct the  Depository  to reduce the  related  Depository  Participant's  account by the  aggregate  Certificate
Principal  Balance of the  definitive  Certificate,  (ii) the Securities  Administrator  shall execute and deliver,  in accordance with the  registration  and delivery  instructions  provided by the Depository,  a
Definitive  Certificate  evidencing such  Certificate  Owner's  interest in such Class of Certificates and
(iii) the Securities  Administrator  shall execute a new Book-Entry  Certificate  reflecting the reduction in the  aggregate  Certificate  Principal  Balance  of such  Class of  Certificates  by the  amount of the definitive Certificates.

         Neither  the  Depositor  nor the  Securities  Administrator  shall be liable for any delay in the delivery of any instructions  required  pursuant to this Section 5.01(b) and may conclusively rely on, and shall be protected in relying on, such instructions.

         (c)      (i)      As provided herein, the REMIC  Administrator will make an election to treat the segregated  pool of assets  consisting of the Group II Mortgage  Loans and certain  other  related  assets subject to this Agreement as a REMIC for federal income tax purposes,  and such  segregated pool of assets will be  designated  as  "REMIC I."  Component  I of the  Class R  Certificates  will  represent  the sole
Class of  "residual  interests" in REMIC I for purposes of the REMIC  Provisions (as defined herein) under federal  income tax law.  The  following  table  irrevocably  sets forth the  designation,  Uncertificated
Pass-Through  Rate and initial  Uncertificated  Principal  Balance for each of the "regular  interests" in
REMIC I and the  designation and Certificate  Principal  Balance of the Class R Certificates  allocable to
Component I of the Class R Certificates.  None of the REMIC I Regular Interests will be certificated.

                                                                                Initial
Class Designation for each REMIC I     Type of        Uncertificated        Uncertificated
             Interest                  Interest     Pass-Through Rate      Principal Balance
------------------------------------ ------------- --------------------- ----------------------
Y-1                                    Regular         Variable(1)               $83,017.88
Y-2                                    Regular         Variable(2)              $234,455.85
Y-3                                    Regular         Variable(3)               $29,561.11
Z-1                                    Regular         Variable(1)          $165,965,614.01
Z-2                                    Regular         Variable(2)          $468,677,234.93
Z-3                                    Regular          Variable(3           $59,092,655.28
Component I of the Class R
Certificates                           Residual            (4)                        $0

_______________________
 (1) Interest  distributed to REMIC I Regular  Interests Y-1 and Z-1 on each  Distribution  Date will have accrued at the weighted  average of the Net Rates for the Sub-Loan  Group II-1 Mortgage  Loans on the
     applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(2)      Interest  distributed to REMIC I  Regular  Interests Y-2 and Z-2 on each  Distribution  Date will have accrued at the weighted  average of the Net Rates for the Sub-Loan  Group II-2 Mortgage Loans on
     the applicable  Uncertificated  Principal Balance  outstanding  immediately  before such Distribution
     Date.

(3)  Interest  distributed to REMIC I Regular  Interests Y-3 and Z-3 on each  Distribution  Date will have accrued at the weighted  average of the Net Rates for the Sub-Loan  Group II-3 Mortgage  Loans on the
     applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(4)  Component I of the Class R Certificates will not bear interest.

                  (ii)                               As  provided  herein,  the REMIC  Administrator  will
make an election to treat the segregated  pool of assets  consisting of the REMIC I Regular  Interests and any proceeds  thereof as a REMIC for federal income tax purposes,  and such segregated pool of assets will be designated as  "REMIC II."  Component II of the Class R  Certificates  will represent the sole Class of
"residual  interests" in REMIC II for purposes of the REMIC  Provisions  under federal income tax law. The following table  irrevocably  sets forth the  designation,  Uncertificated  Pass-Through  Rate and initial
Uncertificated  Principal Balance for each of the "regular  interests" in REMIC II and the designation and
Certificate  Principal  Balance  of the Class R  Certificates  allocable  to  Component  II of the Class R
Certificates.  None of the REMIC II Regular Interests will be certificated.

                                                                                Initial
 Class Designation for each REMIC      Type of        Uncertificated        Uncertificated
            II Interest                Interest     Pass-Through Rate      Principal Balance
------------------------------------ ------------- --------------------- ----------------------
II-1A                                  Regular         Variable(1)             $154,010,000.00
II-2A                                  Regular         Variable(2)             $243,996,000.00
II-2A-1B                               Regular         Variable(2)             $190,919,000.00
II-3A                                  Regular         Variable(3)              $54,835,000.00
LT1                                    Regular         Variable(4)              $27,064,869.20
LT2                                    Regular         Variable(4)                   $1,283.00
LT3                                    Regular            0.00%                      $1,423.90
LT4                                    Regular         Variable(5)                   $1,423.90
II-B-2                                 Regular         Variable(4)               $7,635,000.00
II-B-3                                 Regular         Variable(4)               $5,899,000.00
II-B-4                                 Regular         Variable(4)               $3,818,000.00
II-B-5                                 Regular         Variable(4)               $3,123,000.00
II-B-6                                 Regular         Variable(4)               $2,778,539.06
Component II of the Class R
Certificates                           Residual            (6)                        $0

_______________________
(1)  REMIC II Regular  Interest  II-1A will bear  interest  at a variable  Pass-Through  Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-1 Mortgage Loans.
(2)  REMIC II Regular  Interests  II-2A and II-2A-1B  will bear interest at a variable  Pass-Through  Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-2 Mortgage Loans.
(3)  REMIC II Regular  Interests  II-3A will bear  interest at a variable  Pass-Through  Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-3 Mortgage Loans.
(4)  REMIC II Regular  Interests  LT1,  LT2,  II-B-2,  II-B-3,  II-B-4,  II-B-5 and II-B-6  will each bear interest at a variable  Pass-Through  Rate equal to the weighted  average of the weighted average Net
     Rate of the Mortgage  Loans in each  Sub-Loan  Group in Loan Group II weighted in  proportion  to the excess  of the  aggregate  Stated  Principal  Balance  of each  Sub-Loan  Group  over  the  aggregate
     Certificate  Principal  Balance of the related Senior  Certificates  (other than the Senior  Interest
     Only Certificates).
(5)  REMIC II Regular Interest LT4 will bear interest at a variable  Pass-Through  Rate equal to twice the weighted  average of the weighted  average Net Rate of the Mortgage  Loans in each Sub-Loan  Group in
     Loan Group II weighted in  proportion  to the excess of the  aggregate  Stated  Principal  Balance of each  Sub-Loan  Group  over  the  aggregate  Certificate  Principal  Balance  of the  related  Senior
     Certificates (other than the Senior Interest Only Certificates).
(6)  Component II of the Class R Certificates will not bear interest.

                  (iii)    As provided herein, the REMIC  Administrator will make an election to treat the segregated  pool of assets  consisting of the Group I Loans and certain other  related  assets  subject to this  Agreement as a REMIC for federal  income tax purposes,  and such  segregated  pool of assets will be designated as  "REMIC III."  Component III of the Class R  Certificates  will  represent the sole Class of
"residual  interests" in REMIC III for purposes of the REMIC  Provisions under federal income tax law. The following table  irrevocably  sets forth the  designation,  Uncertificated  Pass-Through  Rate and initial
Uncertificated  Principal  Balance for each of the "regular  interests" in REMIC III  and the  designation and Certificate  Principal  Balance of the Class R Certificates  allocable to Component III of the Class R
Certificates.  None of the REMIC III Regular Interests will be certificated.

                                                                                Initial
 Class Designation for each REMIC      Type of        Uncertificated        Uncertificated
           III Interest                Interest     Pass-Through Rate      Principal Balance
------------------------------------ ------------- --------------------- ----------------------
LT1                                    Regular         Variable(1)             $575,746,901.52
LT2                                    Regular         Variable(1)                  $19,987.18
LT3                                    Regular            0.00%                     $37,597.03
LT4                                    Regular         Variable(2)                  $37,597.03
Component III of the Class R
Certificates                           Regular             (3)                           $0

____________________

(1)  REMIC III Regular  Interests  LT1 and LT2 will bear interest at a variable rate equal to the weighted average of the Net Rates on the Group I Mortgage Loans.
(2)  REMIC III Regular  Interest  LT4 will bear  interest at a variable  rate equal to twice the  weighted average of the Net Rates on the Group I Mortgage Loans.
(3)  Component III of the Class R Certificates will not bear interest.

                  (ii)     As provided herein, the REMIC  Administrator will make an election to treat the segregated  pool of  assets  consisting  of the REMIC II  Regular  Interests  and the  REMIC  III  Regular
Interests and any proceeds  thereof as a REMIC for federal income tax purposes,  and such  segregated pool of assets will be designated as "REMIC IV."  Component IV of the Class R  Certificates  will represent the sole Class of  "residual  interests" in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table  irrevocably sets forth the  designation,  Uncertificated  Pass-Through  Rate
(which is also the Pass-Through Rate for the Related  Certificates) and initial  Uncertificated  Principal
Balance for each of the "regular  interests" in REMIC IV, and the designation  and  Certificate  Principal
Balance of the Class R Certificates allocable to Component IV of the Class R Certificates.

     Class Designation for              Type of                      Initial Uncertificated  Uncertificated Pass-Through
     each REMIC IV Interest             Interest                     Principal Balance             Rate

                                                                                                   Rate
         I-A-1                          Regular                       $475,358,000.00              (1)
         I-A-2                          Regular                        $57,584,000.00              (1)
         II-1A-1                        Regular                       $141,971,000.00              (2)
         II-1A-2                        Regular                        $12,039,000.00              (2)
         II-1X-1                        Regular                                 $0.00              (3)
         II-2A-1A                       Regular                      $210, 000,000.00              (4)
         II-2A-1B                       Regular                       $190,919,000.00              (5)
         II-2A-2                        Regular                        $33,996,000.00              (4)
         II-2X-1                        Regular                                 $0.00              (7)
         II-2X-2                        Regular                                 $0.00              (7)
         II-2X-3                        Regular                                 $0.00              (7)
         II-2X-4                        Regular                                 $0.00              (7)
         II-2X-5                        Regular                                 $0.00              (7)
         II-3A-1                        Regular                        $50,549,000.00              (8)
         II-3A-2                        Regular                         $4,286,000.00              (8)
         II-3X-1                        Regular                                 $0.00              (9)
         II-B-1                         Regular                        $27,069,000.00              (10)
         II-BX-1                        Regular                                 $0.00              (11)
         II-B-2                         Regular                         $7,635,000.00              (12)
         II-B-3                         Regular                         $5,899,000.00              (12)
         II-B-4                         Regular                         $3,818,000.00              (12)
         II-B-5                         Regular                         $3,123,000.00              (12)
         II-B-6                         Regular                         $2,778,539.06              (12)
         I-M-1                          Regular                        $14,108,000.00              (1)
         I-M-2                          Regular                        $10,941,000.00              (1)
         I-B-1                          Regular                         $7,486,000.00              (1)
         I-B-2                          Regular                         $2,879,000.00              (1)
         I-B-3                          Regular                         $3,455,000.00              (1)
         XP                             Regular                               $100.00              (13)
         B-IO-I and B-IO-P              Regular                         $4,030,982.76              (14)
         Component IV of the
         Class R Certificates           Residual                                $0.00              (15)

__________________

(1)  REMIC IV Regular Interests I-A-1,  I-A-2,  I-M-1,  I-M-2,  I-B-1,  I-B-2 and I-B-3 will bear interest at a variable rate equal to the least of (i)  One-Month  LIBOR plus the related  Margin,  (ii) 11.50%
     and (iii) the Net Rate Cap.

(2)  On or prior to the Distribution  Date in August 2011, REMIC IV Regular  Interests II-1A-1 and II-1A-2
     will bear  interest at a variable  Pass-Through  Rate equal to the weighted  average of the Net Rates of the  Sub-Loan  Group II Mortgage  Loans minus  0.745% per annum.  After the  Distribution  Date in
     August  2011,  REMIC IV Regular  Interests  II-1A-1  and  II-1A-2  will bear  interest  at a variable
     Pass-Through  Rate  equal to the  weighted  average  of the Net  Rates  of the  Sub-Loan  Group  II-1
     Mortgage Loans.

(3)  On or prior to the  Distribution  Date in August 2011,  REMIC IV Regular  Interest  II-1X-1 will bear interest at a fixed  Pass-Through  Rate equal to 0.745% per annum based on a notional amount equal to the  aggregate  Certificate  Principal  Balance of REMIC IV Regular  Interests  II-1A-1 and  II-1A-2.
     After the  Distribution  Date in August  2011,  REMIC IV Regular  Interest  II-1X-1 will not bear any interest and the Pass-Through Rate will be equal to 0.00% per annum thereon.

(4)  On or prior to the  Distribution  Date in  August  2013,  REMIC IV  Regular  Interests  II-2A-1A  and
     II-2A-2 will bear interest at a variable  Pass-Through  Rate equal to the weighted average of the Net
     Rates of the  Sub-Loan  Group II-2  Mortgage  Loans minus  0.690% per annum.  After the  Distribution
     Date in August  2013,  REMIC IV Regular  Interests  II-2A-1A  and  II-2A-2  will bear  interest  at a variable  Pass-Through  Rate equal to the  weighted  average of the Net Rates of the  Sub-Loan  Group
     II-2  Mortgage Loans.

(5)  On or prior to the Distribution  Date in August 2013,  REMIC IV Regular  Interest  II-2A-1B will bear interest  at a  variable  Pass-Through  Rate  equal to the  weighted  average of the Net Rates of the
     Sub-Loan  Group II-2 Mortgage  Loans minus 0.890% per annum.  After the  Distribution  Date in August
     2013, REMIC IV Regular  Interests  II-2A-1B will bear interest at a variable  Pass-Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-2 Mortgage Loans.

(6)  On or prior to the  Distribution  Date in August 2013,  REMIC IV Regular  Interest  II-2X-1 will bear interest at a fixed  Pass-Through  Rate equal to 0.690% per annum based on a notional amount equal to the  aggregate  Certificate  Principal  Balance of REMIC IV Regular  Interests  II-2A-1A and II-2A-2.
     After the  Distribution  Date in August  2013,  REMIC IV Regular  Interest  II-2X-1 will not bear any interest and the Pass-Through Rate will be equal to 0.00% per annum thereon.

(7)  On or prior to the  Distribution  Date in August 2013,  each of REMIC IV Regular  Interests  II-2X-2,
     II-2X-3,  II-2X-4  and  II-2X-5  will bear  interest  at a fixed  Pass-Through  Rate equal to 0.490%,
     0.200%,  0.100%  and  0.100%,  respectively,  per  annum  based  on a  notional  amount  equal to the
     Certificate  Principal  Balance of REMIC IV Regular Interest  II-2A-1B.  After the Distribution  Date
     in August 2013, each of REMIC IV Regular  Interests  II-2X-2,  II-2X-3,  II-2X-4 and II-2X-5 will not bear any interest and the Pass-Through Rate will be equal to 0.00% per annum thereon.

(8)  On or prior to the Distribution  Date in August 2016, REMIC IV Regular  Interests II-3A-1 and II-3A-2
     will bear  interest at a variable  Pass-Through  Rate equal to the weighted  average of the Net Rates of the Sub-Loan  Group II-3 Mortgage  Loans minus 0.540% per annum.  After the  Distribution  Date in
     August  2016,  REMIC IV Regular  Interests  II-3A-1  and  II-3A-2  will bear  interest  at a variable
     Pass-Through  Rate  equal to the  weighted  average  of the Net  Rates  of the  Sub-Loan  Group  II-3
     Mortgage Loans.

(9)  On or prior to the  Distribution  Date in August 2016,  REMIC IV Regular  Interest  II-3X-1 will bear interest at a fixed  Pass-Through  Rate equal to 0.540% per annum based on a notional amount equal to the  aggregate  Certificate  Principal  Balance of REMIC IV Regular  Interests  II-3A-1 and  II-3A-2.
     After the  Distribution  Date in August  2016,  REMIC IV Regular  Interest  II-3X-1 will not bear any interest and the Pass-Through Rate will be equal to 0.00% per annum thereon.

(10) On or prior to the  Distribution  Date in August  2011,  REMIC IV Regular  Interest  II-B-1 will bear interest at a variable  Pass-Through  Rate equal to the weighted  average of the weighted average Net
     Rate of the Mortgage  Loans in each  Sub-Loan  Group in Loan Group II weighted in  proportion  to the excess of the aggregate  Stated  Principal  Balance of the Mortgage  Loans  included in each Sub-Loan
     Group over the aggregate  Certificate  Principal  Balance of the related Senior  Certificates  (other
     than the Senior Interest Only  Certificates)  minus  approximately  0.345%.   After the  Distribution
     Date in August  2011 up to and  including  the  Distribution  Date in August  2013,  REMIC IV Regular
     Interest II-B-1 will bear interest at a variable  Pass-Through  rate equal to the weighted average of the  weighted  average  Net Rate of the  Mortgage  Loans  in each  Sub-Loan  Group  in Loan  Group II weighted in  proportion  to the excess of the  aggregate  Stated  Principal  Balance of the  Mortgage
     Loans  included  in each  Sub-Loan  Group over the  aggregate  Certificate  Principal  Balance of the related Senior  Certificates  (other than the Class II-X  Certificates)  minus  approximately  0.345%
     multiplied  by a fraction,  whose  numerator is the sum for each of Sub-Loan  Group II-2 and Sub-Loan
     Group II-3 of the excess of the aggregate  Stated  Principal  Balance of such Sub-Loan Group over the aggregate  Certificate  Principal Balance of the related Senior  Certificates,  and whose denominator is the excess of the aggregate  principal  balance of the Group II Mortgage  Loans over the aggregate
     Certificate  Principal  Balance of the related Senior  Certificates.  After the Distribution  Date in
     August 2013 up to and  including  the  Distribution  Date in August 2016,  REMIC IV Regular  Interest
     II-B-1  will bear  interest  at a variable  Pass-Through  rate equal to the  weighted  average of the weighted  average Net Rate of the Mortgage  Loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate  Stated  Principal  Balance of the Mortgage  Loans included in each  Sub-Loan  Group over the  aggregate  Certificate  Principal  Balance of the  related  Senior
     Certificates  (other than the Class II-X  Certificates)  minus  approximately  0.345% multiplied by a fraction,  whose numerator is the excess of the aggregate Stated Principal  Balance of Sub-Loan Group
     II-3 over the aggregate Certificate  Principal Balance of the related Senior Certificates,  and whose denominator  is the excess of the  aggregate  principal  balance of the Group II Mortgage  Loans over
     the  aggregate  Certificate  Principal  Balance  of  the  related  Senior  Certificates.   After  the
     Distribution  Date in August 2016,  REMIC IV Regular Interest II-B-1 will bear interest at a variable
     Pass-Through  rate equal to the  weighted  average of the  weighted  average Net Rate of the Mortgage
     Loans in each  Sub-Loan  Group in Loan Group II weighted in proportion to the excess of the aggregate
     Stated  Principal  Balance of the Mortgage  Loans  included in each Sub-Loan Group over the aggregate
     Certificate  Principal  Balance of the related Senior  Certificates  (other than the Senior  Interest
     Only Certificates).
     For federal income tax purposes,  the foregoing  Pass-Through  Rate shall be expressed as a per annum rate equal to the percentage  equivalent of a fraction,  (A) the numerator of which is the sum of (1)
     the  Uncertificated  Pass-Through  Rate for REMIC II Regular  Interest  LT1 minus the related  Marker
     Rate,  applied  to a  notional  amount  equal to the  Uncertificated  Principal  Balance  of REMIC II
     Regular  Interest LT1, (2) the  Uncertificated  Pass-Through  Rate for REMIC II Regular  Interest LT2
     minus the related Marker Rate,  applied to a notional  amount equal to the  Uncertificated  Principal
     Balance of REMIC II Regular Interest LT2, and (3) the  Uncertificated  Pass-Through Rate for REMIC II
     Regular  Interest LT4 minus twice the related Marker Rate,  applied to a notional amount equal to the
     Uncertificated  Principal  Balance of REMIC II Regular Interest LT4, and (B) the denominator of which is the aggregate principal balance of REMIC II Regular Interests LT1, LT2, LT3 and LT4.

(11) On or prior to the  Distribution  Date in August  2011,  the REMIC IV Regular  Interest  II-BX-1 will bear  interest  at  approximately  0.345%.  After  the  Distribution  Date in  August  2011 up to and
     including  the  Distribution  Date in August 2013,  the REMIC IV Regular  Interest  II-BX-1 will bear interest at  approximately  0.345%  multiplied by a fraction,  whose numerator is the sum for each of
     Sub-Loan  Group II-2 and Sub-Loan  Group II-3 of the excess of the  aggregate  Certificate  Principal
     Balance of such  Sub-Loan  Group over the  aggregate  Certificate  Principal  Balance of the  related
     Senior  Certificates ,  and whose denominator is the excess of the aggregate principal balance of the
     Group II Mortgage  Loans over the  aggregate  Certificate  Principal  Balance of the  related  Senior
     Certificates.  After the Distribution  Date in August 2013 up to and including the Distribution  Date in August 2016,  the REMIC IV Regular  Interest  II-BX-1 will bear interest at  approximately  0.345%
     multiplied by a fraction,  whose numerator is the excess of the aggregate  Stated  Principal  Balance of  Sub-Loan  Group II-3 over the  aggregate  Certificate  Principal  Balance of the  related  Senior
     Certificates,  and whose  denominator is the excess of the aggregate  principal  balance of the Group
     II  Mortgage  Loans  over  the  aggregate   Certificate  Principal  Balance  of  the  related  Senior
     Certificates.  After the  Distribution  Date in August 2016,  the REMIC IV Regular  Interest  II-BX-1
     Regular Interest will not bear any interest.

 (12)    REMIC IV Regular  Interests  II-B-2,  II-B-3,  II-B-4,  II-B-5 and II-B-6 will each bear interest at a variable  Pass-Through  Rate equal to the weighted  average of the weighted  average Net Rate of the Mortgage  Loans in each  Sub-Loan  Group in Loan Group II weighted in proportion to the excess of the  aggregate  Stated  Principal  Balance  of the  Mortgage  Loans in each  Sub-Loan  Group over the aggregate  Certificate  Principal Balance of the related Senior  Certificates  (other than the Senior
     Interest Only Certificates).

(13) The Class XP  Certificates  will not bear any interest.  The Class XP  Certificates  will be entitled to receive Prepayment Charges collected with respect to the Prepayment Charge Loans.

(14) The  Class  B-IO  Certificates  will  bear  interest  at a per annum  rate  equal to the  Class  B-IO
     Pass-Through  Rate  on its  Notional  Amount.  Amounts  paid,  or  deemed  paid,  to the  Class  B-IO
     Certificates  shall be deemed to first be paid to REMIC IV Regular  Interest  B-IO-I in  reduction of accrued and unpaid  interest  thereon until such accrued and unpaid  interest shall have been reduced to zero and shall  then be deemed  paid to REMIC IV  Regular  Interest  B-IO-P  in  reduction  of the principal balance thereof.

(15) Component IV of the Class R Certificates will not bear interest.

                  (vi)     As provided herein, the REMIC  Administrator will make an election to treat the segregated  pool of assets  consisting  of REMIC IV Regular  Interests  B-IO-I and B-IO-P and any proceeds thereof  as a REMIC  for  federal  income  tax  purposes,  and  such  segregated  pool of  assets  will be designated  as  "REMIC  V." The  Class  R-X  Certificates  will  represent  the  sole  Class of  "residual interests" in REMIC V for purposes of the REMIC  Provisions  under  federal  income tax law. The following
table   irrevocably   sets  forth  the   designation,   Uncertificated   Pass-Through   Rate  and  initial
Uncertificated  Principal  Balance for the single  "regular  interest" in REMIC V and the  designation and
Certificate Principal Balance of the Class R-X Certificates.

                                                                  Initial
         Class Designation for each REMIC      Type of         Uncertificated          Uncertificated
         V Interest                            Interest      Principal Balance        Pass-Through Rate

         B-IO                                  Regular             $4,030,982.76             (1)
         Class R-X Certificates                Residual              $0                      (2)

(1)  The  Class  B-IO  Certificates  will  bear  interest  at a per annum  rate  equal to the  Class  B-IO
     Pass-Through  Rate  on  its  Notional  Amount.  The  REMIC  V  Regular  Interest  will  not  have  an
     Uncertificated  Pass-Through Rate, but will be entitled to 100% of all amounts  distributed or deemed distributed on REMIC IV Regular Interests B-IO-I and B-IO-P.
(2)  The Class R-X Certificates will not bear interest.

         (d)      Solely for  purposes of  Section 1.860G-1(a)(4)(iii) of  the Treasury  regulations,  the
Distribution  Date immediately  following the maturity date for the Mortgage Loan with the latest maturity date in the  Trust  Fund has been  designated  as the  "latest  possible  maturity  date"  for the REMIC I
Regular  Interests,  REMIC II Regular Interests,  REMIC III Regular Interests,  REMIC IV Regular Interests
and REMIC V Regular Interest and the Certificates.

         (e)      With  respect  to each  Distribution  Date,  each  Class of  Certificates  shall  accrue interest during the related  Interest  Accrual  Period.  With respect to each  Distribution  Date and each such  Class of  Certificates  (other  than the  Residual  Certificates  or the Class  B-IO  Certificates),
interest  shall be  calculated,  on the basis of a 360-day  year and the actual  number of days elapsed in the  related  Interest  Accrual  Period,  based  upon  the  respective  Pass-Through  Rate set  forth,  or determined  as provided,  above and the  Certificate  Principal  Balance of such Class  applicable to such
Distribution  Date.  With  respect to each  Distribution  Date and the Class B-IO  Certificates,  interest shall be calculated,  on the basis of a 360-day year  consisting of twelve 30-day  months,  based upon the
Pass-Through  Rate set forth,  or  determined  as provided,  above and the  Notional  Amount of such Class applicable to such Distribution Date.

         (f)      The  Certificates  shall be  substantially  in the forms set forth in Exhibits A-1, A-2,
A-3, A-4,  A-5-1,  A-5-2,  A-6, A-7, A-8, A-9, A-10, A-11 and A-12. On original  issuance,  the Securities
Administrator  shall sign,  countersign and shall deliver them at the direction of the Depositor.  Pending the  preparation  of definitive  Certificates  of any Class,  the  Securities  Administrator  may sign and
countersign  temporary  Certificates  that  are  printed,   lithographed  or  typewritten,  in  authorized
denominations  for Certificates of such Class,  substantially of the tenor of the definitive  Certificates in lieu of which  they are issued  and with such  appropriate  insertions,  omissions,  substitutions  and other variations as the officers or authorized  signatories executing such Certificates may determine,  as evidenced by their execution of such  Certificates.  If temporary  Certificates are issued,  the Depositor will cause definitive  Certificates to be prepared without  unreasonable  delay.  After the preparation of definitive  Certificates,  the temporary  Certificates  shall be exchangeable for definitive  Certificates upon  surrender of the  temporary  Certificates  at the office of the  Securities  Administrator,  without charge to the Holder.  Upon  surrender for  cancellation  of any one or more temporary  Certificates,  the
Securities  Administrator  shall sign and  countersign  and deliver in exchange  therefor a like aggregate principal  amount,  in authorized  denominations  for such Class,  of definitive  Certificates of the same
Class.  Until so  exchanged,  such  temporary  Certificates  shall in all respects be entitled to the same benefits as definitive Certificates.

         (g)      Each Class of  Book-Entry  Certificates  will be registered as a single  Certificate  of such  Class held by a nominee of the  Depository or the DTC Custodian,  and  beneficial  interests will be held by investors through the book-entry  facilities of the Depository in minimum  denominations of (i) in the case of the Senior  Certificates,  $25,000 and in each case increments of $1.00 in excess thereof, and
(ii) in the case of the  Offered  Subordinate  Certificates,  $25,000  and  increments  of $1.00 in excess thereof,  except that one  Certificate of each such Class may be issued in a different  amount so that the sum of the  denominations  of all  outstanding  Certificates  of such  Class shall  equal the  Certificate
Principal  Balance of such Class on the Closing Date. On the Closing Date,  the  Securities  Administrator
shall  execute and  countersign  Physical  Certificates  all in an aggregate  principal  amount that shall equal the  Certificate  Principal  Balance of such  Class on the Closing  Date.  The Group II  Non-offered
Subordinate  Certificates  shall  be  issued  in  certificated  fully-registered  form in  minimum  dollar denominations  of $25,000 and  integral  multiples  of $1.00 in excess  thereof,  except that one Group II
Non-offered  Subordinate  Certificate of each Class may be issued in a different amount so that the sum of the  denominations  of all  outstanding  Private  Certificates of such  Class shall  equal the Certificate
Principal  Balance of such Class on the Closing Date.  The Residual  Certificates  shall each be issued in certificated  fully-registered  form with no  denomination.  Each Class of  Global  Certificates,  if any, shall be issued  in fully  registered  form in  minimum  dollar  denominations  of  $25,000  and  integral multiples of $1.00 in excess  thereof,  except that one  Certificate  of each  Class may be in a different denomination  so that the sum of the  denominations  of all outstanding  Certificates of such  Class shall equal the  Certificate  Principal  Balance of such Class on the Closing  Date.  On the Closing  Date,  the
Securities  Administrator  shall  execute  and  countersign  (i) in  the  case  of each  Class of  Offered
Certificates,  the Certificate in the entire  Certificate  Principal  Balance of the respective  Class and
(ii) in the case of each  Class of  Private  Certificates,  Individual  Certificates  all in an  aggregate principal amount that shall equal the Certificate  Principal Balance of each such respective  Class on the
Closing  Date.  The  Certificates  referred  to in clause  (i) and  if at any time  there are to be Global
Certificates,  the Global  Certificates  shall be delivered by the Depositor to the Depository or pursuant to the Depository's  instructions,  shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian.  The Securities  Administrator  shall sign the Certificates by facsimile or manual  signature and countersign  them by manual  signature on behalf of the Securities  Administrator by one or more  authorized  signatories,  each of whom shall be  Responsible  Officers  of the  Securities
Administrator  or its agent.  A  Certificate  bearing the manual and facsimile  signatures of  individuals who were the authorized  signatories of the Securities  Administrator or its agent at the time of issuance shall  bind the  Securities  Administrator,  notwithstanding  that  such  individuals  or any of them have ceased to hold such positions prior to the delivery of such Certificate.

         (h)      No Certificate  shall be entitled to any benefit under this  Agreement,  or be valid for any purpose,  unless there  appears on such  Certificate  the manually  executed  countersignature  of the
Securities  Administrator  or  its  agent,  and  such  countersignature  upon  any  Certificate  shall  be conclusive  evidence,  and the only evidence,  that such  Certificate has been duly executed and delivered
hereunder.   All  Certificates  issued  on  the  Closing  Date  shall  be  dated  the  Closing  Date.  All
Certificates issued thereafter shall be dated the date of their countersignature.

         (i)      The Closing Date is hereby  designated  as the "startup" day of each 2006-7 REMIC within the meaning of Section 860G(a)(9) of the Code.

         (j)      For  federal  income tax  purposes,  each  2006-7  REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

         (k)      The Securities  Administrator  on behalf of the Trustee shall cause each 2006-7 REMIC to timely  elect  to  be  treated  as a  REMIC  under  Section 860D  of  the  Code.  Any  inconsistencies  or ambiguities in this Agreement or in the  administration of any Trust established  hereby shall be resolved in a manner that preserves the validity of such elections.

         (l)      The  following  legend  shall be  placed  on the  Residual  Certificates,  whether  upon original  issuance or upon issuance of any other  Certificate  of any such Class in  exchange  therefor or upon transfer thereof:

                  ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS  CERTIFICATE MAY BE MADE ONLY IF THE
                  PROPOSED  TRANSFEREE  PROVIDES  A TRANSFER  AFFIDAVIT  TO THE  MASTER  SERVICER  AND THE
                  SECURITIES  ADMINISTRATOR  THAT (1) SUCH  TRANSFEREE IS NOT (A) THE UNITED  STATES,  ANY
                  STATE OR POLITICAL  SUBDIVISION  THEREOF,  ANY POSSESSION OF THE UNITED  STATES,  OR ANY
                  AGENCY OR INSTRUMENTALITY  OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY  WHICH
                  IS A  CORPORATION  IF ALL OF ITS  ACTIVITIES  ARE  SUBJECT TO TAX AND EXCEPT FOR FREDDIE
                  MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT  SELECTED BY SUCH  GOVERNMENTAL  UNIT),
                  (B)  A  FOREIGN   GOVERNMENT,   ANY  INTERNATIONAL   ORGANIZATION,   OR  ANY  AGENCY  OR
                  INSTRUMENTALITY  OF EITHER OF THE FOREGOING,  (C) ANY  ORGANIZATION  (OTHER THAN CERTAIN
                  FARMERS'  COOPERATIVES  DESCRIBED  IN SECTION  521 OF THE CODE) WHICH IS EXEMPT FROM THE
                  TAX  IMPOSED BY CHAPTER 1 OF THE CODE  UNLESS  SUCH  ORGANIZATION  IS SUBJECT TO THE TAX
                  IMPOSED BY SECTION  511 OF THE CODE  (INCLUDING  THE TAX  IMPOSED BY SECTION  511 OF THE
                  CODE  ON  UNRELATED   BUSINESS  TAXABLE  INCOME),   (D)  RURAL  ELECTRIC  AND  TELEPHONE
                  COOPERATIVES  DESCRIBED  IN SECTION  1381(a)(2)(C)  OF THE CODE,  (E) AN ELECTING  LARGE
                  PARTNERSHIP  UNDER  SECTION  775(a)  OF THE  CODE  (ANY  SUCH  PERSON  DESCRIBED  IN THE
                  FOREGOING   CLAUSES  (A),  (B),  (C),  (D)  OR  (E)  BEING  HEREIN   REFERRED  TO  AS  A
                  "DISQUALIFIED  ORGANIZATION"),  OR (F) AN AGENT OF A DISQUALIFIED  ORGANIZATION,  (2) NO
                  PURPOSE OF SUCH  TRANSFER IS TO IMPEDE THE  ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH
                  TRANSFEREE  SATISFIES CERTAIN ADDITIONAL  CONDITIONS RELATING TO THE FINANCIAL CONDITION
                  OF  THE  PROPOSED  TRANSFEREE.  NOTWITHSTANDING  THE  REGISTRATION  IN  THE  CERTIFICATE
                  REGISTER  OR  ANY  TRANSFER,  SALE  OR  OTHER  DISPOSITION  OF  THIS  CERTIFICATE  TO  A
                  DISQUALIFIED   ORGANIZATION   OR  AN  AGENT  OF  A   DISQUALIFIED   ORGANIZATION,   SUCH
                  REGISTRATION  SHALL BE DEEMED  TO BE OF NO LEGAL  FORCE OR  EFFECT  WHATSOEVER  AND SUCH
                  PERSON  SHALL  NOT BE  DEEMED  TO BE A  CERTIFICATEHOLDER  FOR  ANY  PURPOSE  HEREUNDER,
                  INCLUDING,  BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS  CERTIFICATE.  EACH
                  HOLDER OF THIS  CERTIFICATE  BY ACCEPTANCE OF THIS  CERTIFICATE  SHALL BE DEEMED TO HAVE
                  CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

         Section 5.02.     Registration  of Transfer  and  Exchange of  Certificates.  (a) The  Securities
Administrator  shall maintain at its Corporate  Trust Office a Certificate  Register in which,  subject to such  reasonable  regulations as it may  prescribe,  the  Securities  Administrator  shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b)      Subject to  Section  5.01(a)  and,  in the case of any Global  Certificate  or  Physical
Certificate  upon the  satisfaction of the conditions set forth below,  upon surrender for registration of transfer of any  Certificate at any office or agency of the Securities  Administrator  maintained for such purpose,  the Securities  Administrator  shall sign,  countersign  and shall  deliver,  in the name of the designated  transferee  or  transferees,  a new  Certificate  of a like  Class  and  aggregate  Fractional
Undivided Interest, but bearing a different number.

         (c)      By  acceptance  of  a  Private  Certificate  or a  Residual  Certificate,  whether  upon original issuance or subsequent  transfer,  each holder of such Certificate  acknowledges the restrictions on the transfer of such  Certificate  set forth in the Securities  Legend and agrees that it will transfer such a  Certificate  only as provided  herein.  In  addition to the  provisions  of Section  5.02(h),  the following  restrictions  shall  apply with  respect to the  transfer  and  registration  of transfer of an
Private  Certificate  or a Residual  Certificate  to a  transferee  that takes  delivery in the form of an
Individual Certificate:

                  (i)      The  Securities  Administrator  shall  register the  transfer of an  Individual
Certificate  if the  requested  transfer is being made to a transferee  who has  provided  the  Securities
Administrator with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (ii)     The  Securities  Administrator  shall  register the transfer of any  Individual
Certificate  if (x)  the  transferor  has  advised  the  Securities  Administrator  in  writing  that  the
Certificate is being  transferred to an  Institutional  Accredited  Investor along with facts  surrounding the transfer as set forth in Exhibit F-3 hereto;  and (y) prior to the transfer the  transferee  furnishes to the Securities  Administrator  an Investment  Letter (and the Securities  Administrator  shall be fully protected in so doing),  provided  that, if based upon an Opinion of Counsel  addressed to the  Securities
Administrator  to the effect that the  delivery of (x) and (y) above are not  sufficient  to confirm  that the proposed  transfer is being made pursuant to an exemption  from,  or in a transaction  not subject to,
the  registration   requirements  of  the  Securities  Act  and  other  applicable  laws,  the  Securities
Administrator  shall as a condition of the  registration  of any such transfer  require the  transferor to furnish such other  certifications,  legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

         (d)      So long  as a  Global  Certificate  of such  Class is  outstanding  and is held by or on behalf of the Depository,  transfers of beneficial  interests in such Global Certificate,  or transfers by holders  of  Individual  Certificates  of such  Class to  transferees  that take  delivery  in the form of beneficial  interests in the Global Certificate,  may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

                  (i)      In  the  case  of  a  beneficial  interest  in  the  Global  Certificate  being transferred to an Institutional  Accredited  Investor,  such transferee shall be required to take delivery in the form of an Individual  Certificate or Certificates and the Securities  Administrator shall register such transfer only upon compliance with the provisions of Section 5.02(c)(ii).

                  (ii)     In the case of a beneficial  interest in a Class of Global  Certificates  being transferred to a transferee  that takes delivery in the form of an Individual  Certificate or Certificates of such Class, except as set forth in clause (i) above,  the Securities  Administrator shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i).

                  (iii)    In the case of an  Individual  Certificate  of a Class being  transferred  to a transferee  that takes  delivery  in the form of a  beneficial  interest in a Global  Certificate  of such
Class,  the  Securities  Administrator  shall  register such transfer if the  transferee  has provided the
Securities Administrator with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iv)     No  restrictions  shall apply with respect to the transfer or  registration  of transfer  of a  beneficial  interest  in the Global  Certificate  of a Class to  a  transferee  that takes delivery in the form of a  beneficial  interest in the Global  Certificate  of such Class;  provided  that each such transferee  shall be deemed to have made such  representations  and warranties  contained in the
Rule 144A Certificate as are sufficient to establish that it is a QIB.

         (e)      Subject  to  Section  5.02(h),  an  exchange  of  a  beneficial  interest  in  a  Global
Certificate of a Class for an Individual  Certificate  or  Certificates  of such Class,  an exchange of an
Individual  Certificate or Certificates of a Class for a beneficial  interest in the Global Certificate of such  Class  and  an  exchange  of an  Individual  Certificate  or  Certificates  of a  Class for  another
Individual  Certificate or Certificates of such Class (in each case,  whether or not such exchange is made in  anticipation  of subsequent  transfer,  and, in the case of the Global  Certificate of such Class,  so long as such  Certificate is outstanding  and is held by or on behalf of the  Depository) may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

                  (i)      A holder of a  beneficial  interest in a Global  Certificate  of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                  (ii)     A holder of an Individual  Certificate or Certificates of a Class may  exchange such  Certificate or  Certificates  for a beneficial  interest in the Global  Certificate of such Class if such holder furnishes to the Securities  Administrator a Rule 144A  Certificate or comparable  evidence as to its QIB status.

                  (iii)    A holder of an Individual  Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual  Certificates of such Class in different  authorized denominations without any certification.

         (f)      (i)      Upon  acceptance  for exchange or transfer of an  Individual  Certificate  of a
Class for a beneficial  interest in a Global  Certificate of such Class as provided herein, the Securities
Administrator  shall cancel such  Individual  Certificate  and shall (or shall request the  Depository to)
endorse on the  schedule  affixed to the  applicable  Global  Certificate  (or on a  continuation  of such schedule  affixed to the Global  Certificate  and made a part thereof) or otherwise  make in its books and records an  appropriate  notation  evidencing the date of such exchange or transfer and an increase in the certificate  balance  of the  Global  Certificate  equal to the  certificate  balance  of such  Individual
Certificate exchanged or transferred therefor.

                  (ii)     Upon  acceptance for exchange or transfer of a beneficial  interest in a Global
Certificate  of a Class for an Individual  Certificate  of such Class as provided  herein,  the Securities
Administrator  shall (or shall request the Depository  to) endorse on the schedule  affixed to such Global
Certificate  (or on a continuation  of such schedule  affixed to such Global  Certificate  and made a part thereof) or otherwise  make in its books and records an appropriate  notation  evidencing the date of such exchange or transfer and a decrease in the  certificate  balance of such Global  Certificate  equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

         (g)      The Securities Legend shall be placed on any Individual  Certificate  issued in exchange for  or  upon  transfer  of  another  Individual  Certificate  or of a  beneficial  interest  in a  Global
Certificate.

         (h)      Subject to the  restrictions  on transfer and  exchange set forth in this  Section 5.02, the holder of any  Individual  Certificate  may  transfer or exchange  the same in whole or in part (in an initial certificate  balance equal to the minimum authorized  denomination set forth in Section 5.01(g) or any integral  multiple of $1.00 in excess  thereof) by  surrendering  such  Certificate  at the  Corporate
Trust Office of the Securities  Administrator,  or at the office of any transfer  agent,  together with an executed  instrument  of assignment  and transfer  satisfactory  in form and  substance to the  Securities
Administrator  in the case of transfer and a written  request for  exchange in the case of  exchange.  The holder of a beneficial  interest in a Global  Certificate  may, subject to the rules and procedures of the
Depository,  cause the Depository (or its nominee) to notify the Securities  Administrator in writing of a request  for  transfer  or  exchange  of  such  beneficial  interest  for  an  Individual  Certificate  or
Certificates.  Following a proper request for transfer or exchange,  the Securities  Administrator  shall, within  five  Business  Days  of such  request  made  at the  Corporate  Trust  Office  of the  Securities
Administrator,   sign,   countersign  and  deliver  at  the  Corporate  Trust  Office  of  the  Securities
Administrator,  to the  transferee  (in the case of  transfer) or holder (in the case of exchange) or send by first  class mail at the risk of the  transferee  (in the case of  transfer)  or holder (in the case of exchange)  to such  address as the  transferee  or holder,  as  applicable,  may  request,  an  Individual
Certificate or Certificates,  as the case may require,  for a like aggregate Fractional Undivided Interest and in such authorized  denomination or denominations  as may be requested.  The presentation for transfer or exchange of any  Individual  Certificate  shall not be valid unless made at the Corporate  Trust Office
of  the  Securities   Administrator  by  the  registered  holder  in  person,  or  by  a  duly  authorized attorney-in-fact.

         (i)      At the  option  of the  Certificateholders,  Certificates  may be  exchanged  for  other
Certificates of authorized  denominations  of a like Class and aggregate  Fractional  Undivided  Interest, upon  surrender  of the  Certificates  to be  exchanged at the  Corporate  Trust Office of the  Securities
Administrator;  provided,  however,  that no Certificate may be exchanged for new Certificates  unless the original Fractional  Undivided Interest  represented by each such new Certificate (i) is at least equal to the  minimum  authorized  denomination  or  (ii) is  acceptable  to  the  Depositor  as  indicated  to the
Securities  Administrator  in writing.  Whenever any  Certificates  are so surrendered  for exchange,  the
Securities  Administrator  shall sign and countersign and the Securities  Administrator  shall deliver the
Certificates which the Certificateholder making the exchange is entitled to receive.

         (j)      If  the  Securities   Administrator  so  requires,   every   Certificate   presented  or
surrendered  for  transfer  or  exchange  shall  be duly  endorsed  by,  or be  accompanied  by a  written
instrument  of  transfer,   with  a  signature   guarantee,   in  form   satisfactory  to  the  Securities
Administrator, duly executed by the holder thereof or his or her attorney duly authorized in writing.

         (k)      No service  charge shall be made for any transfer or exchange of  Certificates,  but the
Securities  Administrator may require payment of a sum sufficient to cover any tax or governmental  charge that may be imposed in connection with any transfer or exchange of Certificates.

         (l)      The Securities  Administrator shall cancel all Certificates  surrendered for transfer or exchange but shall retain such  Certificates in accordance with its standard  retention policy or for such further time as is required by the record  retention  requirements of the Exchange Act, and thereafter may destroy such Certificates.

         Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.  (a)        If       (i) any
mutilated  Certificate is surrendered to the  Securities  Administrator,  or the Securities  Administrator
receives  evidence  to its  satisfaction  of the  destruction,  loss  or  theft  of any  Certificate,  and
(ii) there is delivered to the  Securities  Administrator  such security or indemnity as it may require to save it harmless,  and (iii) the  Securities  Administrator  has not received notice that such Certificate has been acquired by a third Person,  the Securities  Administrator  shall sign,  countersign and deliver, in  exchange  for or in  lieu  of any  such  mutilated,  destroyed,  lost  or  stolen  Certificate,  a new
Certificate  of like  tenor  and  Fractional  Undivided  Interest  but in each case  bearing  a  different number.  The mutilated,  destroyed,  lost or stolen  Certificate  shall thereupon be canceled of record by the Securities Administrator and shall be of no further effect and evidence no rights.

         (b)      Upon the  issuance  of any new  Certificate  under  this  Section 5.03,  the  Securities
Administrator  may require the payment of a sum sufficient to cover any tax or other  governmental  charge that may be imposed in relation  thereto and any other  expenses  (including  the fees and expenses of the
Securities  Administrator)  connected  therewith.  Any  duplicate  Certificate  issued  pursuant  to  this
Section 5.03  shall constitute  complete and  indefeasible  evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.     Persons  Deemed  Owners.  Prior  to  due  presentation  of  a  Certificate  for registration of transfer,  the Depositor,  the Securities  Administrator and any agent of the Depositor or the  Securities  Administrator  may treat the Person in whose name any  Certificate  is  registered as the owner of such  Certificate for the purpose of receiving  distributions  pursuant to  Section 6.01  and for all other purposes whatsoever.  Neither the Depositor,  the Securities  Administrator nor any agent of the
Depositor or the  Securities  Administrator  shall be affected by notice to the contrary.  No  Certificate shall be deemed duly  presented for a transfer  effective on any Record Date unless the  Certificate to be transferred  is presented no later than the close of business on the third  Business  Day  preceding  such
Record Date.

         Section 5.05.     Transfer Restrictions on Residual Certificates.  (a) Residual Certificates,  or
interests  therein,  may not be transferred  without the prior express  written consent of the Tax Matters
Person and the Sponsor,  which cannot be unreasonably  withheld.  As a prerequisite  to such consent,  the proposed  transferee  must provide the Tax Matters  Person,  the Sponsor and the Securities  Administrator
with an affidavit that the proposed  transferee is a Permitted  Transferee  (and an affidavit that it is a
U.S.  Person,  unless,  in the case of a Class R Certificate  only, the Tax Matters Person and the Sponsor consent to the transfer to a person who is not a U.S. Person) as provided in Section 5.05(b).

         (b)      No  transfer,  sale  or  other  disposition  of  a  Residual  Certificate  (including  a beneficial  interest  therein) may be made unless,  prior to the transfer,  sale or other disposition of a
Residual  Certificate,  the proposed transferee (including the initial purchasers thereof) delivers to the
Tax Matters  Person,  the  Securities  Administrator  and the  Depositor an affidavit in the form attached hereto  as  Exhibit E  stating,  among  other  things,  that  as of the  date of  such  transfer  (i) such transferee  is a Permitted  Transferee  and that  (ii) such  transferee  is not  acquiring  such  Residual
Certificate  for the  account of any person who is not a  Permitted  Transferee.  The Tax  Matters  Person
shall not consent to a transfer of a Residual  Certificate  if it has actual  knowledge that any statement made in the  affidavit  issued  pursuant  to the  preceding  sentence  is not  true.  Notwithstanding  any transfer,  sale or other  disposition  of a Residual  Certificate  to any  Person  who is not a  Permitted
Transferee,  such transfer,  sale or other  disposition  shall be deemed to be of no legal force or effect whatsoever  and such Person shall not be deemed to be a Holder of a Residual  Certificate  for any purpose hereunder,  including,  but not  limited  to,  the  receipt of  distributions  thereon.  If any  purported transfer  shall be in violation of the provisions of this Section  5.05(b),  then the prior Holder thereof shall,  upon  discovery that the transfer of such Residual  Certificate  was not in fact permitted by this
Section  5.05(b),  be restored to all rights as a Holder thereof  retroactive to the date of the purported transfer.  None of the Securities  Administrator,  the Tax Matters Person or the Depositor  shall be under any  liability  to any Person for any  registration  or  transfer  of a Residual  Certificate  that is not permitted  by this  Section  5.05(b)  or for  making  payments  due on such  Residual  Certificate  to the purported  Holder  thereof or taking any other  action with  respect to such  purported  Holder  under the provisions  of this  Agreement  so long as the  written  affidavit  referred  to above was  received  with respect to such transfer, and the Tax Matters Person, the Securities  Administrator and the Depositor,  as
applicable,  had no knowledge  that it was untrue.  The prior Holder shall be entitled to recover from any purported  Holder  of a  Residual  Certificate  that was in fact not a  permitted  transferee  under  this
Section  5.05(b) at the time it became a Holder  all  payments  made on such  Residual  Certificate.  Each
Holder of a  Residual  Certificate,  by  acceptance  thereof,  shall be deemed  for all  purposes  to have consented  to the  provisions  of this  Section  5.05(b) and to any  amendment  of this  Agreement  deemed necessary  (whether as a result of new  legislation  or otherwise) by counsel of the Tax Matters Person or the  Depositor to ensure that the Residual  Certificates  are not  transferred  to any Person who is not a
Permitted  Transferee  and that any transfer of such Residual  Certificates  will not cause the imposition of a tax upon the Trust or cause any 2006-7 REMIC to fail to qualify as a REMIC.

         (c)      The Class R-X  Certificates  (including a beneficial  interest  therein) and, unless the
Tax Matters  Person  shall have  consented  in writing  (which  consent may be withheld in the Tax Matters
Person's sole discretion),  the Class R Certificates  (including a beneficial  interest therein),  may not be purchased by or transferred to any person who is not a United States Person.

         (d)      By accepting a Residual  Certificate,  the purchaser  thereof agrees to be a Tax Matters
Person if it is the Holder of the  largest  percentage  interest of such  Certificate,  and  appoints  the
Securities  Administrator to act on its behalf with respect to all matters  concerning the tax obligations of the Trust.

         Section 5.06.     Restrictions on Transferability of Certificates.  (a) No offer, sale,  transfer or other  disposition  (including  pledge) of any  Certificate  shall be made by any Holder thereof unless registered  under  the  Securities  Act,  or an  exemption  from  the  registration  requirements  of  the
Securities Act and any applicable  state  securities or "Blue Sky" laws is available.  Except with respect to (i) the initial  transfer of the Class XP  Certificates  or Class R-X  Certificate on the Closing Date,
(ii) the transfer of any Class of  Certificates  including the Class R-X  Certificate to any NIM Issuer or any NIM  Trustee,  or (iii) a  transfer  of the  Class XP  Certificates  or Class R-X  Certificate  to the
Depositor or any  Affiliate of the  Depositor,  in the event that a transfer of a  Certificate  which is a
Physical  Certificate  is to be made in reliance upon an exemption  from the Securities Act and applicable state  securities  laws, in order to assure  compliance  with the  Securities  Act and such laws,  and the prospective  transferee  (other  than  the  Depositor)  of such  Certificate  signs  and  delivers  to the
Securities  Administrator  an  Investment  Letter,  if  the  transferee  is  an  Institutional  Accredited
Investor,  in the form set forth as Exhibit F-l  hereto, or a Rule 144A Certificate,  if the transferee is a QIB, in the form set forth as Exhibit F-2  hereto.  Notwithstanding  the  provisions of the  immediately preceding  sentence,  no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial  interest in any Certificate that is a Global  Certificate of a Class to a transferee that takes  delivery in the form of a  beneficial  interest in the Global  Certificate  of such  Class provided that each such transferee shall be deemed to have made such  representations  and warranties  contained in the Rule 144A  Certificate  as are  sufficient  to  establish  that it is a QIB. In the case of a proposed transfer of any  Certificate to a transferee  other than a QIB, the Securities  Administrator  may require an Opinion of Counsel addressed to the Securities  Administrator  that such transaction is exempt from the registration  requirements  of the  Securities  Act. The cost of such  opinion  shall not be an expense of the Securities Administrator or the Trust Fund.

         (b)      The Private Certificates shall each bear a Securities Legend.

         Section 5.07.     ERISA  Restrictions.  (a)  Subject to the  provisions  of  Sub-Section  (b), no
Residual  Certificates  or Private  Certificates  may be acquired  directly or indirectly by, or on behalf of, an  employee  benefit  plan or other  retirement  arrangement  that is  subject to Title I of ERISA or
Section 4975  of the Code (a "Plan"),  or by a person using "plan  assets" of a Plan,  unless the proposed transferee  provides  the  Securities  Administrator,  with an Opinion of Counsel  addressed to the Master
Servicer,  the Trustee and the Securities  Administrator  (upon which they may rely) that is  satisfactory to the  Securities  Administrator,  which opinion will not be at the expense of the Master  Servicer,  the
Trustee or the Securities  Administrator,  that the purchase of such  Certificates by or on behalf of such
Plan is  permissible  under  applicable  law,  will not  constitute  or result in a  nonexempt  prohibited transaction  under  ERISA or  Section 4975  of the Code and will not  subject  the  Depositor,  the Master
Servicer,  the Trustee or the Securities  Administrator  to any obligation in addition to those undertaken in the Agreement.

         (b)      Unless  such  Person has  provided  an Opinion of  Counsel in  accordance  with  Section
5.07(a),  any Person  acquiring an interest in a Global  Certificate  which is a Private  Certificate,  by acquisition of such  Certificate,  shall be deemed to have  represented  to the Securities  Administrator, and any Person  acquiring  an interest in a Private  Certificate  in  definitive  form shall  represent in writing  to the  Securities  Administrator,  that it is not  acquiring  an  interest  in such  Certificate directly or indirectly  by, or on behalf of, or with "plan  assets" of, an employee  benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code.

         (c)      Each beneficial owner of a Class I-M-1,  Class I-M-2,  Class I-B-1,  Class I-B-2,  Class
II-B-1,  Class II-BX-1,  Class II-B-2 or Class II-B-3  Certificate or any interest therein shall be deemed to have  represented,  by virtue of its  acquisition or holding of that  certificate or interest  therein, that either (i) such  Certificate  is rated at least "BBB-" or its  equivalent  by Fitch,  S&P or Moody's,
(ii) such  beneficial  owner is not a Plan or investing with "plan assets" of any Plan, or (iii) (1) it is an  insurance  company,  (2) the  source of funds  used to acquire  or hold the  certificate  or  interest therein is an  "insurance  company  general  account," as such term is defined in  Prohibited  Transaction
Class  Exemption  ("PTCE")  95-60,  and (3) the  conditions  in Sections I and III of PTCE 95-60 have been satisfied.

         (d)      Neither  the Master  Servicer  nor the  Securities  Administrator  will be  required  to monitor,  determine or inquire as to compliance with the transfer  restrictions with respect to the Global
Certificates.  Any attempted or purported  transfer of any  Certificate  in violation of the provisions of
Sections  (a), (b) or (c) above shall be void ab initio and such  Certificate  shall be considered to have been held  continuously  by the prior  permitted  Certificateholder.  Any transferor of any Certificate in violation of such  provisions,  shall  indemnify and hold harmless the  Securities  Administrator  and the
Master  Servicer  from and  against any and all  liabilities,  claims,  costs or expenses  incurred by the
Securities  Administrator  or the Master  Servicer as a result of such  attempted or  purported  transfer.
The Securities  Administrator  shall have no liability for transfer of any such Global  Certificates in or through  book-entry  facilities  of  any  Depository  or  between  or  among  Depository  Participants  or
Certificate Owners made in violation of the transfer restrictions set forth herein.

         Section 5.08.     Rule  144A   Information.   For  so  long  as  any  Private   Certificates  are
outstanding,  (1) the  Sponsor  will  provide  or cause  to be  provided  to any  holder  of such  Private
Certificates and any prospective  purchaser thereof designated by such a holder,  upon the request of such holder or prospective  purchaser,  the  information  required to be provided to such holder or prospective purchaser by Rule 144A(d)(4)  under the Securities Act; and (2) the Sponsor shall update such  information from time to time in order to prevent such  information  from becoming  false and misleading and will take such other  actions as are  necessary  to ensure  that the safe  harbor  exemption  from the  registration requirements  of the  Securities  Act under Rule 144A is and will be available for resales of such Private
Certificates conducted in accordance with Rule 144A.

         Section 5.09.     Exchangeable Certificates.

         (a)      Upon the presentation  and surrender by any Holder of its  Exchangeable  Certificates in
the  appropriate  combination as set forth on Appendix 1, such Holder shall  hereunder  transfer,  assign, set over and otherwise  convey to the  Securities  Administrator,  all of such Holder's  right,  title and interest in and to such  Exchangeable  Certificates,  including all payments of interest  thereon received after the month of the exchange.

         The  Securities   Administrator   acknowledges   the  transfer  and  assignment  of  Exchangeable
Certificates  pursuant  to the  foregoing  paragraph,  and hereby  declares  that it will hold the same in trust for the Certificateholders on the terms in this Agreement contained.

         (b)      Exchangeable  Certificates  shall be  exchangeable  on the  books  of DTC for  Exchanged
Certificates,  and  Exchanged  Certificates  shall be  exchangeable  on the books of DTC for  Exchangeable
Certificates,  on and after the Closing Date, by notice to the Securities  Administrator  substantially in the forms of Exhibit S hereto and under the terms and conditions hereinafter set forth.

          In  the  case  of  each  Combination   Group,   Certificates  of  the  Classes  of  Exchangeable
Certificates in such  Combination  Group shall be exchangeable  for Certificates of the Class of Exchanged
Certificates  related  to such  Combination  Group in  respective  denominations  determined  based on the proportion that the initial  principal or notional amounts of such  Exchangeable  Certificates bear to the original  principal or notional amounts of the related  Exchanged  Certificates,  as set forth in Appendix
1. Upon any such exchange the portions of the  Exchangeable  Certificates  designated  for exchange  shall
be  deemed   cancelled  and  replaced  by  the  Exchanged   Certificate   issued  in  exchange   therefor.
Correspondingly,  Exchanged  Certificates  related to a Combination  Group may be further  designated  for
exchange  for  Certificates  of  the  Exchangeable   Classes  in  such  Combination  Group  in  respective
denominations  determined  based on the proportion that the initial  principal or notional amounts of such
Exchangeable  Certificates  bear to the original  principal or notional  amounts of the related  Exchanged
Certificates,  as set forth in  Appendix  1.  There  shall be no  limitation  on the  number of  exchanges authorized pursuant to this Section 5.09.

         In  order to  effect  an  exchange  of  Certificates,  the  Certificateholder  shall  notify  the
Securities    Administrator    in    writing    or   by   e-mail    at    William.Augustin@wellsfargo.com,
Michelle.Y.Treadwell@wellsfargo.com  and  GCTSSPGTEAMB-2@wellsfargo.com  no later than seven Business Days before the proposed  exchange  date. The exchange date may be any Business Day from and including the 25th day of the  month  to the  second  to the  last  Business  Day  of the  month  subject  to the  Securities
Administrator's  approval.  The notice must be on the  Certificateholder's  letterhead,  carry a medallion stamp  guarantee  and set  forth  the  following  information:  the CUSIP  number  of  Certificates  to be exchanged;  Certificate Principal Balance or current Notional Amount and the original principal balance or notional amount of the Certificates to be exchanged;  the  Certificateholder's DTC participant number; and
the proposed  exchange date.  After receiving the notice,  the Securities  Administrator  shall e-mail the
Certificateholder  with wire payment  instructions  relating to the exchange fee (if any).  The Securities
Administrator  will notify the  Depositor of the proposed  exchange,  and the Depositor or an affiliate of the Depositor will apply for the CUSIP number for the exchanged  certificate and notify upon receipt,  the
Securities  Administrator of such CUSIP number.  A notice becomes  irrevocable on the seventh Business Day before the proposed exchange date.

         The Securities  Administrator  shall make the first  distribution on an Exchanged  Certificate or an Exchangeable  Certificate  received in an exchange  transaction on the  Distribution  Date occurring in the  month  following  the date the  Certificateholder  becomes  the  Certificateholder  of record of such certificates.  Any  Exchanged  Certificates  will  be  entitled  to  the  distributions  received  on  the corresponding Exchangeable Certificates.

                                                ARTICLE VI
                                      Payments to Certificateholders

         Section 6.01.     Distributions  on the  Group I  Certificates.  (a) On each  Distribution  Date, with  respect  to Loan  Group I, an  amount  equal to the  Interest  Funds  and  Principal  Funds for such
Distribution  Date shall be withdrawn by the Securities  Administrator  from the  Distribution  Account in respect of Loan Group I to the extent of funds on deposit  therein and  distributed in the following order of priority:

         First, Interest Funds will be distributed, in the following manner and order of priority:

                  1.       From  Interest  Funds,  to  the  Class  I-A-1   Certificates  and  Class  I-A-2
         Certificates,  the Current  Interest and then any  Interest  Carry  Forward  Amount for each such
         Class,  on a pro rata basis,  based on the Current  Interest and Interest  Carry  Forward  Amount
         owed to each such Class;

                  2.       From remaining  Interest Funds, to the Class I-M-1,  Class I-M-2,  Class I-B-1,
         Class I-B-2 and Class I-B-3 Certificates,  sequentially,  in that order, the Current Interest for each such Class;

                  3.       Any Excess Spread,  to the extent necessary to cause the  Overcollateralization
         Amount  to  equal  to the  Overcollateralization  Target  Amount,  will  be the  Extra  Principal
         Distribution  Amount  and will be  included  as part of the  Principal  Distribution  Amount  and distributed in accordance with second (A) and (B) below; and

                  4.       Any   Remaining   Excess   Spread   will  be   applied,   together   with   the
         Overcollateralization  Release  Amount,  as Excess  Cashflow  pursuant to clauses  Third  through
         Thirteenth below.

         On any  Distribution  Date, any shortfalls  resulting from the  application of the Relief Act and any Prepayment  Interest  Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated as set forth in the definition of Current Interest herein.

         Second,  to pay as  principal  on the  Certificates  entitled to payments  of  principal,  in the following order of priority:

         (A)      For each  Distribution  Date (i) prior to the  Stepdown  Date or (ii) on which a Trigger
         Event is in effect,  from Principal  Funds and the Extra Principal  Distribution  Amount for such
         Distribution Date:

                  1.       To the Class I-A-1  Certificates  and Class I-A-2  Certificates,  on a pro rata basis in accordance with their  respective  Certificate  Principal  Balances,  an amount equal to the Principal  Distribution Amount until the Certificate  Principal Balance of each such Class is reduced to zero;

                  2.       To the Class I-M-1 Certificates,  any remaining  Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  3.       To the Class I-M-2 Certificates,  any remaining  Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  4.       To the Class I-B-1 Certificates,  any remaining  Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  5.       To the Class I-B-2 Certificates,  any remaining  Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

                  6.       To the Class I-B-3 Certificates,  any remaining  Principal  Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

         (B)      For each  Distribution  Date on or after the Stepdown  Date,  so long as a Trigger Event is not in effect,  from  Principal  Funds and the Extra  Principal  Distribution  Amount for such
         Distribution Date:

                  1.                To the Class I-A-1  Certificates  and Class I-A-2  Certificates,  from the  Principal  Distribution  Amount,  an amount  equal to the Class I-A  Principal  Distribution
         Amount will be  distributed  pro rata  between the Class I-A-1  Certificates  and the Class I-A-2
         Certificates  in accordance  with their  respective  Certificate  Principal  Balances,  until the
         Certificate Principal Balance of each such Class is reduced to zero;

                  2.       To the Class I-M-1  Certificates,  from any  remaining  Principal  Distribution
         Amount, the Class I-M-1 Principal  Distribution Amount,  until the Certificate  Principal Balance thereof is reduced to zero;

                  3.       To the Class I-M-2  Certificates,  from any  remaining  Principal  Distribution
         Amount, the Class I-M-2 Principal  Distribution Amount,  until the Certificate  Principal Balance thereof is reduced to zero;

                  4.       To the Class I-B-1  Certificates,  from any  remaining  Principal  Distribution
         Amount, the Class I-B-1 Principal  Distribution Amount,  until the Certificate  Principal Balance thereof is reduced to zero;

                  5.       To the Class I-B-2  Certificates,  from any  remaining  Principal  Distribution
         Amount, the Class I-B-2 Principal  Distribution Amount,  until the Certificate  Principal Balance thereof is reduced to zero; and

                  6.       To the Class I-B-3  Certificates,  from any  remaining  Principal  Distribution
         Amount, the Class I-B-3 Principal  Distribution Amount,  until the Certificate  Principal Balance thereof is reduced to zero.

         Third,  from any remaining  Excess  Cashflow,  the  following  amounts to each Class of Class I-A
Certificates,  on a pro rata basis in accordance with the respective  amounts owed to each such Class: (a)
any Interest  Carry  Forward  Amount to the extent not paid  pursuant to clause First 1 above and then (b)
any Unpaid Realized Loss Amount, in each case for each such Class for such Distribution Date;

         Fourth,  from  any  remaining  Excess  Cashflow,   the  following  amounts  to  the  Class  I-M-1
Certificates:  (a) any Interest  Carry Forward  Amount and then (b) any Unpaid  Realized  Loss Amount,  in each case for such Class for such Distribution Date;

         Fifth,   from  any  remaining  Excess  Cashflow,   the  following  amounts  to  the  Class  I-M-2
Certificates:  (a) any Interest  Carry Forward  Amount and then (b) any Unpaid  Realized  Loss Amount,  in each case for such Class for such Distribution Date;

         Sixth,   from  any  remaining  Excess  Cashflow,   the  following  amounts  to  the  Class  I-B-1
Certificates:  (a) any Interest  Carry Forward  Amount and then (b) any Unpaid  Realized  Loss Amount,  in each case for such Class for such Distribution Date;

         Seventh,  from  any  remaining  Excess  Cashflow,  the  following  amounts  to  the  Class  I-B-2
Certificates:  (a) any Interest  Carry Forward  Amount and then (b) any Unpaid  Realized  Loss Amount,  in each case for such Class for such Distribution Date;
         Eighth,  from  any  remaining  Excess  Cashflow,   the  following  amounts  to  the  Class  I-B-3
Certificates:  (a) any Interest  Carry Forward  Amount and then (b) any Unpaid  Realized  Loss Amount,  in each case for such Class for such Distribution Date;

         Ninth,  from any remaining Excess Cashflow,  to each Class of Class I-A  Certificates,  any Basis
Risk  Shortfall  Carryforward  Amount  (remaining  unpaid  after  payments  are made under the related Cap
Contracts) for each such Class for such  Distribution  Date,  pro rata,  based on the Basis Risk Shortfall and Basis Risk  Shortfall  Carry  Forward  Amount  owed to each such Class (any such  amounts  being first deposited to, and then immediately withdrawn from, the Reserve Fund as provided in Section 4.06);

         Tenth, from any remaining Excess Cashflow,  to the Class I-M-1,  Class I-M-2,  Class I-B-1, Class
I-B-2  and Class  I-B-3  Certificates,  in that  order,  any  Basis  Risk  Shortfall  Carryforward  Amount
(remaining  unpaid after payments are made under the related Cap  Contracts),  in each case for such Class for such  Distribution  Date (any such amounts being first  deposited to, and then  immediately  withdrawn from, the Reserve Fund as provided in Section 4.06);

         Eleventh,  from any remaining Excess  Cashflow,  to the Class B-IO  Certificates,  the Class B-IO
Distribution Amount for such Distribution Date;

         Twelfth,  from any remaining Excess Cashflow,  to the Class B-IO  Certificates,  any unreimbursed
Class B-IO Advances; and

         Thirteenth, any remaining amounts to the Residual Certificates.

         All  payments  of  amounts  in  respect  of  Basis  Risk   Shortfalls  or  Basis  Risk  Shortfall
Carryforward  Amounts made pursuant to the provisions of this paragraph (a) shall,  for federal income tax purposes,  be deemed to have been distributed from REMIC V to the holders of the Class B-IO  Certificates, and then paid  outside of any 2006-7  REMIC to the  recipients  thereof  pursuant to an interest  rate cap contract.  By  accepting  their  Certificates  the  holders  of the  Certificates  agree so to treat  such payments for purposes of filing their income tax returns.

         (b)      On each  Distribution  Date,  the related Cap  Contract  Payment  Amount with respect to such Payment Date shall be distributed in the following  order of priority,  in each case to the extent of amounts available:

                  (i)      first,  to the holders of the  related  Class or Classes of  Certificates,  the payment of any Basis Risk Shortfall Carry Forward Amount for such Distribution Date;

                  (ii)     second,  from any  remaining  amounts,  the  payment of an amount  equal to any
Current  Interest and Interest  Carry Forward Amount for the related Class or Classes of  Certificates  to the extent not covered by Interest Funds or Excess Cashflow on such Distribution Date;

                  (iii)    third, from any remaining  amounts,  available from the Cap Contracts  relating to the Class I-A Certificates,  to the Class I-M-1,  Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3
Certificates,  in that order,  Basis Risk Shortfall Carry Forward Amounts (to the extent not paid pursuant to clause (i) above) and Current  Interest and  Interest  Carry  Forward  Amounts for such Classes (to the extent not paid  pursuant to clause (ii) above or not covered by  Interest  Funds or Excess  Cashflow)  on such Distribution Date; and

                  (iv)     fourth, to the Class B-IO Certificates, any remaining amount.

         On each  Distribution  Date,  amounts on deposit in the Reserve  Fund held for the benefit of the
Group I  Certificates  will be  allocated  first to the Class  I-A  Certificates,  pro rata,  based on the current  Realized  Losses and any Unpaid  Realized  Loss Amount for each such Class for such  Distribution
Date, and then to the Class I-M-1,  Class I-M-2,  Class I-B-1,  Class I-B-2 and Class I-B-3  Certificates,
in that order, to pay any current  Realized Losses and any Unpaid Realized Loss Amount,  in each case, for such  Class  and for  such  Distribution  Date to the  extent  not  covered  by  Excess  Cashflow  on such
Distribution Date.

         All Cap  Contract  Payment  Amounts made with  respect to Current  Interest  and  Interest  Carry
Forward Amounts will be treated,  for federal income tax purposes,  as reimbursable  advances ("Class B-IO
Advances")  made from the holder of the Class B-IO  Certificates.  Such Class B-IO  Advances  will be paid back to the holder of the Class B-IO Certificate pursuant to Section 6.01(a).

         (c)      On each  Distribution  Date, all amounts  transferred  from the Class XP Reserve Account representing  Prepayment  Charges in respect of the Prepayment  Charge Loans  received  during the related
Prepayment  Period will be withdrawn  from the  Distribution  Account and  distributed  by the  Securities
Administrator  to the Holders of the Class XP Certificates  and shall not be available for distribution to the Holders of any other Class of Certificates.

         (d)      The  expenses and fees of the Trust shall be paid by each of the 2006-7  REMICs,  to the extent that such expenses  relate to the assets of each of such  respective  2006-7 REMICs,  and all other expenses and fees of the Trust shall be paid pro rata by each of the 2006-7 REMICs.

         Section 6.02.     Distributions on the Group II Certificates.  (a)(i) Interest  and principal (as applicable) on the Group II Certificates  will be distributed by the Securities  Administrator  monthly on each  Distribution  Date,  commencing in November 2006, in an amount equal to the Available Funds for such
Loan Group on  deposit in the  Distribution  Account  for such  Distribution  Date.  On each  Distribution
Date,  the  Available  Funds in respect of Loan Group II on deposit in the  Distribution  Account shall be distributed as follows:

         (A)      on each  Distribution  Date,  the  Available  Funds  for  Sub-Loan  Group  II-1  will be distributed to the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates as follows:

                  first, to the Class II-1A-1,  Class II-1A-2 and Class II-1X-1 Certificates,  the Accrued
                  Certificate  Interest on each such Class for such Distribution  Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

                  second,  to the Class  II-1A-1,  Class  II-1A-2  and  Class  II-1X-1  Certificates,  any
                  Accrued   Certificate   Interest   thereon   remaining   undistributed   from   previous
                  Distribution Dates, pro rata, based on the undistributed  Accrued  Certificate  Interest owed to each such Class,  to the extent of remaining  Available Funds for Sub-Loan Group
                  II-1; and

                  third, to the Class II-1A-1  Certificates and Class II-1A-2  Certificates,  in reduction of the  Certificate  Principal  Balance of each such Class,  the Group II Senior Optimal
                  Principal  Amount  with  respect  to the  Sub-Loan  Group  II-1  Certificates  for  such
                  Distribution  Date, pro rata,  based on the Certificate  Principal  Balance of each such
                  Class,  to the extent of remaining  Available  Funds for Sub-Loan Group II-1,  until the
                  Certificate Principal Balance of each such Class has been reduced to zero.

         (B)      on each  Distribution  Date,  the  Available  Funds  for  Sub-Loan  Group  II-2  will be distributed to the Class II-2A-1A,  Class II-2A-1B,  Class II-2A-2, Class II-2X-1, Class II-2X-2,
         Class II-2X-3, Class II-2X-4 and Class II-2X-5 Certificates as follows:

                  first,  to the Class  II-2A-1A,  Class  II-2A-1B,  Class II-2A-2,  Class II-2X-1,  Class
                  II-2X-2,  Class  II-2X-3,  Class  II-2X-4 and Class  II-2X-5  Certificates,  the Accrued
                  Certificate  Interest on such  Classes for  such  Distribution  Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

                  second,  to the Class II-2A-1A,  Class  II-2A-1B,  Class II-2A-2,  Class II-2X-1,  Class
                  II-2X-2,  Class  II-2X-3,  Class  II-2X-4 and Class  II-2X-5  Certificates,  any Accrued
                  Certificate Interest thereon remaining  undistributed from previous  Distribution Dates, pro rata,  based on the  undistributed  Accrued  Certificate  Interest owed to each such
                  Class, to the extent of remaining Available Funds for Sub-Loan Group II-2; and

                  third,  to the Class  II-2A-1A,  Class  II-2A-1B  and  Class  II-2A-2  Certificates,  in
                  reduction of the Certificate  Principal  Balance of each such Class, the Group II Senior
                  Optimal  Principal Amount with respect to the Sub-Loan Group II-2  Certificates for such
                  Distribution  Date, pro rata,  based on the Certificate  Principal  Balance of each such
                  Class,  to the extent of remaining  Available  Funds for Sub-Loan Group II-2,  until the
                  Certificate Principal Balance of each such Class has been reduced to zero.

         (C)      on each  Distribution  Date,  the  Available  Funds  for  Sub-Loan  Group  II-3  will be distributed to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates as follows:

                  first, to the Class II-3A-1,  Class II-3A-2 and Class II-3X-1 Certificates,  the Accrued
                  Certificate  Interest on such  Classes for  such  Distribution  Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

                  second,  to the Class  II-3A-1,  Class  II-3A-2  and  Class  II-3X-1  Certificates,  any
                  Accrued   Certificate   Interest   thereon   remaining   undistributed   from   previous
                  Distribution Dates, pro rata, based on the undistributed  Accrued  Certificate  Interest owed to each such Class,  to the extent of remaining  Available Funds for Sub-Loan Group
                  II-3; and

                  third, to the Class II-3A-1  Certificates and Class II-3A-2  Certificates,  in reduction of the  Certificate  Principal  Balance of each such Class,  the Group II Senior Optimal
                  Principal  Amount  with  respect  to the  Sub-Loan  Group  II-3  Certificates  for  such
                  Distribution  Date, pro rata,  based on the Certificate  Principal  Balance of each such
                  Class,  to the extent of remaining  Available  Funds for Sub-Loan Group II-3,  until the
                  Certificate Principal Balance of each such Class has been reduced to zero.

         (D)      Except as provided in clauses (E) and (F) below, on each  Distribution  Date on or prior to the Group II  Cross-Over  Date, an amount equal to the sum of any  remaining  Available  Funds for all  Sub-Loan  Groups in Loan  Group II after the  distributions  set  forth in  clauses  (A)
         through  (C)  above,  will be  distributed  sequentially  in the  following  order:  first to the
         Class II-B-1  Certificates  and Class II-BX-1  Certificates,  pro rata, and then  sequentially to the Class II-B-2,  Class II-B-3,  Class II-B-4,  Class II-B-5 and Class II-B-6  Certificates,  in
         that order,  in each case up to an amount equal to and in the  following  order:  (a) the Accrued
         Certificate  Interest thereon for such Distribution  Date, (b) any Accrued  Certificate  Interest
         thereon remaining  undistributed from previous  Distribution Dates and (c) such Class's Allocable
         Share,  as  applicable,  for such  Distribution  Date,  in each case,  to the extent of remaining
         Available Funds for all Sub-Loan Groups for Loan Group II.

         (E)               On each  Distribution Date prior to the Group II Cross-Over Date, but after the reduction of the aggregate  Certificate  Principal Balance of the Group II Senior Certificates in
         any Sub-Loan  Group or Groups to zero,  the  remaining  Certificate  Group or Groups in such Loan
         Group II will be entitled to receive in reduction of their Certificate  Principal  Balances,  pro rata  based  upon  aggregate  Certificate  Principal  Balance  of the  remaining  Group II Senior
         Certificates in each Sub-Loan Group immediately  prior to such Distribution  Date, in addition to any Principal  Prepayments  related to such remaining  Group II Senior  Certificates'  respective
         Sub-Loan Group allocated to such Senior  Certificates,  100% of the Principal  Prepayments on any
         Group II  Mortgage  Loan in the  Sub-Loan  Group or  Sub-Loan  Groups  relating to any fully paid
         Sub-Loan  Group or  Groups.  Such  amounts  allocated  to Group II Senior  Certificates  shall be treated as part of the Available  Funds for the related  Sub-Loan  Group and  distributed as part of the Group II Senior  Optimal  Principal  Amount in accordance  with priority  third in clauses
         (A)  through (C) above,  as  applicable,  in  reduction  of the  Certificate  Principal  Balances
         thereof.   Notwithstanding  the  foregoing,   if  (i)  the  weighted  average  of  the  Group  II
         Subordinate  Percentages  on such  Distribution  Date  equals or  exceeds  two times the  initial weighted  average  of the  Group  II  Subordinate  Percentages  and  (ii)  the  aggregate  Stated
         Principal  Balance of the Group II Mortgage  Loans in all Sub-Loan  Groups  Delinquent 60 days or more  (including for this purpose any such Mortgage  Loans in  foreclosure  and Group II Mortgage
         Loans with  respect to which the  related  Mortgaged  Property  has been  acquired by the Trust), averaged  over the last six  months,  as a  percentage  of the sum of the  aggregate  Certificate
         Principal  Balance  of the Group II  Subordinate  Certificates  does not  exceed  100%,  then the
         additional   allocation  of  Principal  Prepayments  to  the  Group  II  Senior  Certificates  in
         accordance  with this clause will not be made and 100% of the Principal  Prepayments on any Group
         II Mortgage  Loan in the  Sub-Loan  Group relating  to the fully paid  Certificate  Group will be allocated to the Group II Subordinate Certificates (other than the Class II-BX-1 Certificates).

         (F)      If on any  Distribution  Date on which the aggregate  Certificate  Principal  Balance of the Group II Senior  Certificates  in a  Certificate  Group would be greater  than the  aggregate
         Stated  Principal  Balance of the Group II Mortgage  Loans in its related  Sub-Loan Group and any
         Group II Subordinate  Certificates  are still  outstanding,  in each case, after giving effect to distributions to be made on such Distribution  Date, (i) 100% of amounts  otherwise  allocable to the Group II Subordinate  Certificates  in respect of principal will be distributed to such Group
         II Senior  Certificates in reduction of the Certificate  Principal  Balances  thereof,  until the aggregate  Certificate  Principal  Balance of such Group II Senior  Certificates  is equal to the aggregate  Stated  Principal  Balance of the Mortgage Loans in its related  Sub-Loan  Group,  and
         (ii)  the  Accrued  Certificate   Interest  otherwise  allocable  to  the  Group  II  Subordinate
         Certificates  on such  Distribution  Date will be reduced and distributed to such Group II Senior
         Certificates,  to the extent of any  amount due and unpaid on such Group II Senior  Certificates, in an amount equal to the Accrued  Certificate  Interest for such Distribution Date on the excess of (x) the aggregate  Certificate  Principal  Balance of such Group II Senior  Certificates  over
         (y) the  aggregate  Stated  Principal  Balance  of the  Group II  Mortgage  Loans in the  related
         Sub-Loan  Group.  Any  such  reduction  in the  Accrued  Certificate  Interest  on the  Group  II
         Subordinate  Certificates  will be allocated  first to the Group II Subordinate  Certificates  in reverse  order of their  respective  numerical  designations,  commencing  with the Class  II-B-6
         Certificates.   If  there  exists  more  than  one   undercollateralized   Sub-Loan  Group  on  a
         Distribution  Date,  amounts  distributable  to  such   undercollateralized   Certificate  Groups
         pursuant to this paragraph will be allocated  between such  undercollateralized  Sub-Loan Groups, pro rata,  based  upon the  amount by which  their  respective  aggregate  Certificate  Principal
         Balances exceed the aggregate  Stated  Principal  Balance of the Group II Mortgage Loans in their respective Sub-Loan Groups.

         (G)               If, after  distributions have been made pursuant to priorities first and second of clauses (A) through (C) above on any  Distribution  Date,  the remaining  Available  Funds for any Sub-Loan  Group in Loan Group II is less than the Group II Senior  Optimal  Principal  Amount for that Sub-Loan  Group,  the Group II Senior Optimal  Principal  Amount for such Sub-Loan Group shall be reduced by that amount,  and the remaining  Available Funds for such Sub-Loan Group will be distributed as  principal among  the related Classes of Group II Senior  Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances.

         (H)      On each  Distribution  Date, any Available Funds remaining after payment of interest and principal to the Classes of Group II Certificates  entitled  thereto,  will be distributed to the
         Residual  Certificates;  provided that if on any Distribution  Date there are any Available Funds for any Sub-Loan  Group in Loan Group II  remaining  after  payment of interest and  principal to the Group II  Certificates  entitled  thereto,  such  amounts  will be  distributed  to the other
         Classes  of Group II Senior  Certificates,  pro rata,  based  upon  their  Certificate  Principal
         Balances,  until all amounts due to all  Classes of Group II Senior  Certificates  have been paid in full based upon  their  respective  Certificate  Principal  Balances  and then to any Group II
         Subordinate  Certificates  (unless otherwise  described  herein),  before any Available Funds are distributed in accordance with this clause to the Residual Certificates.

         (ii)     No  Accrued  Certificate  Interest  will  be  payable  with  respect  to  any  Class  of
Certificates  after the Distribution  Date on which the Certificate  Principal Balance of such Certificate has been reduced to zero.

         (b)      If on any  Distribution  Date the Available  Funds for the Group II Senior  Certificates
in any  Certificate  Group is less than the Accrued  Certificate  Interest on the related  Group II Senior
Certificates  in such  Certificate  Group for such  Distribution  Date prior to reduction for Net Interest
Shortfalls  and the interest  portion of Realized  Losses,  the shortfall will be allocated to the holders of the Class of Group II Senior  Certificates in such Certificate  Group on a pro rata basis in accordance with the amount of Accrued  Certificate  Interest for that  Distribution  Date absent such shortfalls.  In addition,  the amount of any interest shortfalls will constitute unpaid Accrued  Certificate  Interest and will be  distributable  to holders of the  Certificates of the related Classes entitled to such amounts on subsequent  Distribution  Dates, to the extent of the applicable  Available  Funds after current  interest distributions  as  required  herein.  Any  such  amounts  so  carried  forward  will  not  bear  interest.
Shortfalls in interest  payments will not be offset by a reduction in the  servicing  compensation  of the
Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

         (c)      The  expenses and fees of the Trust shall be paid by each of the 2006-7  REMICs,  to the extent that such expenses  relate to the assets of each of such  respective  2006-7 REMICs,  and all other expenses and fees of the Trust shall be paid pro rata by each of the 2006-7 REMICs.

         Section 6.03.     Allocation of Losses and  Subsequent  Recoveries  on the Group I  Certificates.
(a) On or prior to each  Determination  Date,  the  Master  Servicer  shall  determine  the  amount of any
Realized  Loss in respect of each Group I Mortgage  Loan that occurred  during the  immediately  preceding calendar month,  based on information  provided by the related Servicer.  Any Realized Losses with respect to the Group I  Mortgage  Loans  shall be  applied  on each  Distribution  Date  after  the  distributions provided for in Section 6.01, in reduction of the  Certificate  Principal  Balance of the Class or Classes
of Group I Certificates to the extent provided in the definition of Applied Realized Loss Amount.

         (b)               In  addition,  in  the  event  that  the  Master  Servicer  or  the  Securities
Administrator  receives any Subsequent Recoveries from a Servicer,  the Master Servicer shall deposit such funds into the Distribution  Account pursuant to Section  4.01(c)(ii).  If, after taking into account such
Subsequent  Recoveries,  the  amount  of a  Realized  Loss is  reduced,  the  amount  of  such  Subsequent
Recoveries  will be  applied  to  increase  the  Certificate  Principal  Balance  of the  Class of Group I
Certificates  with the  highest  payment  priority  to which  Applied  Realized  Loss  Amounts  have  been allocated,  but not by more than the amount of Applied Realized Loss Amounts previously  allocated to that
Class of Group I Certificates.  The amount of any remaining  Subsequent  Recoveries  first will be applied to sequentially  increase the Certificate  Principal  Balance of the Group I Certificates,  beginning with the Class I-A-1  Certificates  and then the Class I-A-2  Certificates,  and then any remaining  Subsequent
Recoveries will be applied to the Group I Subordinate  Certificates  starting with the Group I Subordinate
Certificate  with the highest payment  priority,  in each case, up to the amount of such Applied  Realized
Loss Amount, to the extent not covered by Excess Spread and  Overcollateralization,  previously  allocated to such Class or Classes.  Notwithstanding the foregoing,  any Subsequent  Recoveries will be allocated to the Group I Senior  Certificates  to the extent of any Applied  Realized Loss Amounts before being applied to the Group I  Subordinate  Certificates.  Holders of such Group I  Certificates  will not be entitled to any  payments in respect of Current  Interest on the amount of such  increases  for any  Interest  Accrual
Period  preceding  the  Distribution  Date on which such  increase  occurs.  Any such  increases  shall be applied to the  Certificate  Principal  Balance of each Group I  Certificate  of such Class in  accordance with its respective Fractional Undivided Interest.

         Section 6.04.     Allocation of Losses and  Subsequent  Recoveries on the Group II  Certificates.
(a) On or prior to each  Determination  Date,  the  Master  Servicer  shall  determine  the  amount of any
Realized  Loss in respect of each Group II Mortgage Loan that occurred  during the  immediately  preceding calendar month, based on information provided by the related Servicer.

         (b)      (i) With respect to any Group II Certificates on any  Distribution  Date (other than the
Interest  Only  Certificates),  the  principal  portion of each  Realized Loss on a Group II Mortgage Loan shall be allocated as follows:

                  first,  to  the  Class II-B-6  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  second,  to the Class  II-B-5  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  third,  to the  Class  II-B-4  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  fourth,  to the Class  II-B-3  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  fifth,  to the  Class  II-B-2  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero;

                  sixth,  to the  Class  II-B-1  Certificates  until  the  Certificate  Principal  Balance thereof has been reduced to zero; and

                  seventh,  to the Senior  Certificates  (other  than the  related  Senior  Interest  Only
         Certificates) in the related  Certificate Group until the Certificate  Principal Balances thereof has been reduced to zero in accordance with clause (d) below.

         (c)      Notwithstanding  the  foregoing  clause (b), no such  allocation  of any  Realized  Loss shall be made on a Distribution  Date to any Class of (i) Group II Subordinate  Certificates to the extent that such  allocation  would result in the reduction of the aggregate  Certificate  Principal  Balances of all Group II Certificates  (other than the Interest Only  Certificates) in as of such  Distribution  Date, after  giving  effect  to all  distributions  and prior  allocations  of  Realized  Losses on the Group II
Mortgage Loans on such date, to an amount less than the aggregate Stated  Principal  Balance of all of the
Group II Mortgage Loans as of the first day of the month of such Distribution  Date (such limitation,  the
"Loss Allocation  Limitation") and (ii) Group II Senior  Certificates of a Certificate Group to the extent that such  allocation  would result in the reduction of the aggregate  Certificate  Principal  Balances of all the Group II  Senior  Certificates  in such  Certificate  Group as of such  Distribution  Date,  after giving  effect to all  distributions  and prior  allocations  of Realized  Losses on the Group II Mortgage
Loans in the related  Sub-Loan  Group in Loan Group II on such date,  to an amount less than the aggregate
Stated  Principal  Balance of all of the Group II Mortgage  Loans in the related  Sub-Loan Group as of the related Due Date (each such limitation in clause (i) and (ii), the "Loss Allocation Limitation").

         (d)      The principal  portion of any Realized  Losses  allocated to a Class of  Certificates in
Loan Group II shall be allocated among the  Certificates  of such Class in proportion to their  respective
Certificate  Principal  Balances.  The principal  portion of any  allocation  of Realized  Losses shall be accomplished  by reducing the  Certificate  Principal  Balance of the related  Certificates on the related
Distribution  Date.  The principal  portion of any Realized  Losses  allocated to the Sub-Loan  Group II-1
Certificates  will be allocated first to the Class II-1A-2  Certificates  until the Certificate  Principal
Balance  thereof has been reduced to zero,  then to the Class II-1A-1  Certificates  until the Certificate
Principal  Balance  thereof  has been  reduced  to zero.  The  principal  portion of any  Realized  Losses allocated  to the  Sub-Loan  Group  II-2  Certificates  will  be  allocated  first  to the  Class  II-2A-2
Certificates  until the Certificate  Principal Balance thereof has been reduced to zero, then to the Class
II-2A-1A  Certificates  and the Class II-2A-1B  Certificates,  pro rata,  until the Certificate  Principal
Balance  thereof has been  reduced to zero.  The  principal  portion of any Realized  Losses  allocated to the Sub-Loan Group II-3 Certificates will be allocated first to the Class II-3A-2  Certificates  until the
Certificate  Principal  Balance thereof has been reduced to zero,  then to the Class II-3A-1  Certificates until the Certificate  Principal Balance thereof has been reduced to zero. Once the aggregate  Certificate
Principal  Balance of the  Certificates in a Certificate  Group in Loan Group II has been reduced to zero, the principal  portion of Realized  Losses on the Mortgage  Loans in the related  Sub-Loan  Group (if any)
that are not allocated to the related Subordinate  Certificates  pursuant to Section 6.04(a)(i)(H) will be allocated,  pro rata,  based  upon  their  respective  Certificate  Principal  Balances  to the  remaining outstanding  Group II Senior  Certificates  of the other  Certificate  Groups,  pro rata  based upon their respective Certificate Principal Balances.

         (e)      Realized Losses shall be allocated on the  Distribution  Date in the month following the month in which such loss was incurred  and, in the case of the  principal  portion  thereof,  after giving effect to distributions made on such Distribution Date.

         (f)      On  each   Distribution   Date,  the  Securities   Administrator   shall  determine  the
Subordinate  Certificate  Writedown Amounts. Any Subordinate  Certificate  Writedown Amount shall effect a corresponding  reduction in the Certificate  Principal Balance of the Class II-B Certificates  (other than the Class II-BX-1 Certificates), in the reverse order of their numerical Class designations.

         (g)      The Group II Senior  Percentage of Net Interest  Shortfalls  will be allocated among the
Group II Senior Certificates in proportion to the amount of Accrued  Certificate  Interest that would have been  allocated  thereto in the absence of such  shortfalls.  The Group II  Subordinate  Percentage of Net
Interest  Shortfall  will be allocated  among the Group II Subordinate  Certificates  in proportion to the amount of Accrued  Certificate  Interest  that would have been  allocated  thereto in the  absence of such shortfalls.  The  interest  portion of any  Realized  Losses with  respect to the Group II Mortgage  Loans occurring on or prior to the Group II Cross-Over  Date will be allocated to the Class II-B-1  Certificates in inverse order of their  numerical  Class  designations.  Following the Group II  Cross-Over  Date,  the
interest  portion of Realized  Losses on the Group II  Mortgage  Loans will be  allocated  to the Group II
Senior  Certificates  in the related Group II  Certificate  Group on a pro rata basis in proportion to the amount of Accrued  Certificate  Interest  that would have been  allocated  thereto in the  absence of such
Realized Losses.

         (h)               In addition,  in the event that the Master  Servicer  receives  any  Subsequent
Recoveries  from a Servicer,  the Master Servicer shall deposit such funds into the  Distribution  Account pursuant to Section  4.01(c)(ii).  If, after taking into account such  Subsequent  Recoveries,  the amount of a Realized Loss is reduced,  the amount of such  Subsequent  Recoveries will be applied to increase the
Certificate  Principal Balance of the related Class of Group II Subordinate  Certificates with the highest payment  priority  to which  Realized  Losses  have been  allocated,  but not by more  than the  amount of
Realized Losses previously allocated to that Class of Group II Subordinate  Certificates  pursuant to this
Section  6.04.  The  amount  of any  remaining  Subsequent  Recoveries  will be  applied  to  sequentially increase the Certificate  Principal Balance of the Group II Subordinate  Certificates,  beginning with the related Class of Subordinate  Certificates  with the next highest  payment  priority,  up to the amount of such  Realized  Losses  previously  allocated  to such Class or Classes of  Certificates  pursuant to this
Section  6.04.  Holders of such  Certificates  will not be entitled to any  payments in respect of current interest on the amount of such increases for any Interest Accrual Period  preceding the Distribution  Date on which such increase occurs.  Any such increases shall be applied to the Certificate  Principal  Balance of each  Subordinate  Certificate  of such related  Class in  accordance  with its  respective  Fractional
Undivided Interest.

         Section 6.05.     Cross-Collateralization.  Notwithstanding  the foregoing,  on any  Distribution
Date on which the  Certificate  Principal  Balance  of the Group I  Subordinate  Certificates  or Group II
Subordinate  Certificates  have been reduced to zero and a Realized Loss that is a Special  Hazard Loss is to be  allocated  to the  related  Senior  Certificates,  such loss will be  allocated  among such  Senior
Certificates and the most subordinate outstanding class of non-related  Subordinate  Certificates on a pro rata basis, based on the Certificate Principal Balance thereof.

         Section 6.06.     Payments.  (a) On each  Distribution  Date,  other than the final  Distribution
Date,  the  Securities  Administrator  shall  distribute  to each  Certificateholder  of  record as of the immediately  preceding  Record  Date the  Certificateholder's  pro rata share of its  Class (based  on the aggregate  Fractional  Undivided  Interest  represented  by such  Holder's  Certificates)  of all  amounts required to be distributed on such  Distribution  Date to such Class. The Securities  Administrator  shall calculate  the  amount  to be  distributed  to each  Class  and,  based on such  amounts,  the  Securities
Administrator  shall  determine the amount to be  distributed  to each  Certificateholder.  The Securities
Administrator's  calculations of payments shall be based solely on information  provided to the Securities
Administrator  by the Master  Servicer.  The  Securities  Administrator  shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

         (b)      Payment  of the  above  amounts  to each  Certificateholder  shall  be made (i) by check mailed to each  Certificateholder  entitled thereto at the address  appearing in the Certificate  Register or (ii) upon  receipt by the  Securities  Administrator  on or before the fifth Business Day preceding the
Record Date of written  instructions from a  Certificateholder  by wire transfer to a United States dollar account  maintained by the payee at any United States depository  institution with appropriate  facilities for  receiving  such a wire  transfer;  provided,  however,  that the final  payment  in  respect  of each
Class of  Certificates will be made only upon  presentation and surrender of such respective  Certificates at the office or agency of the Securities  Administrator  specified in the notice to Certificateholders of such final payment.

         Section 6.07.     Statements  to  Certificateholders.  On each  Distribution  Date,  concurrently with each distribution to  Certificateholders,  the Securities  Administrator  shall make available to the parties hereto and each  Certificateholder,  via the Securities  Administrator's  internet  website as set forth  below,  the  following  information,  expressed  in the  aggregate  and as a  Fractional  Undivided
Interest  representing an initial  Certificate  Principal  Balance of $1,000,  or in the case of the Class
B-IO Certificates, an initial Notional Amount of $1,000:

         (a)               the Certificate  Principal Balance or Notional Amount,  as applicable,  of each
Class after giving effect (i) to all  distributions  allocable to principal on such  Distribution Date and
(ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

         (b)      the  amount  of  the  related  distribution  to  Holders  of  each  Class  allocable  to principal,  separately  identifying  (A)  the  aggregate  amount  of any  Principal  Prepayments  included therein,  (B) the  aggregate of all  scheduled  payments of principal  included  therein and (C) the Extra
Principal Distribution Amount (if any);

         (c)      the  Pass-Through  Rate for each applicable  Class of  Certificates  with respect to the current Accrual Period,  and, if applicable,  whether such  Pass-Through  Rate was limited by the Net Rate
Cap;

         (d)      the amount of such distribution to Holders of each Class allocable to interest;

         (e)               the applicable accrual periods dates for calculating  distributions and general
Distribution Dates;

         (f)      the total cash flows received and the general sources thereof;

         (g)      the amount,  if any, of fees or expenses  accrued and paid,  with an  identification  of the payee and the general  purpose of such fees  including the related  amount of the Servicing  Fees paid to or retained by the Master Servicer for the related Due Period;

         (h)      the amount of any Cap Contract Payment Amount payable to the Securities Administrator;

         (i)               with  respect  to each Loan  Group,  the  amount of such  distribution  to each
Certificate  allocable to interest and, with respect to the Group I Certificates,  the portion thereof, if any, provided by the Cap Contract;

         (j)               the Interest Carry Forward  Amount and any Basis Risk  Shortfall  Carry Forward
Amount for each Class of Certificates;

         (k)      with  respect  to each  Loan  Group or  Sub-Loan  Group,  the  aggregate  of the  Stated
Principal  Balance of (A) all of the Mortgage Loans and (B) the Adjustable  Rate Mortgage  Loans,  for the
following Distribution Date;

         (l)      the number and  Outstanding  Principal  Balance of the Mortgage Loans in each Loan Group that were  Delinquent  (exclusive of any Mortgage Loan in  foreclosure)  in respect of which using the OTS method  of  calculation  (A)  one  Scheduled  Payment  is  Delinquent,  (B)  two  Scheduled  Payments  are
Delinquent,  (C) three or more  Scheduled  Payments are Delinquent and (D)  foreclosure  proceedings  have been  commenced,  in each case as of the close of business on the last day of the calendar month preceding such  Distribution  Date and  separately  identifying  such  information  for the (1) first lien  Mortgage
Loans, (2) second lien Mortgage Loans, and (3) Adjustable Rate Mortgage Loans, in each such Loan Group;

         (m)      with  respect  to each Loan Group or  Sub-Loan  Group,  the  amount of Monthly  Advances included in the  distribution  on such  Distribution  Date  (including the general purpose of such Monthly
Advances);

         (n)      with  respect to each Loan Group or Sub-Loan  Group,  the  cumulative  amount of Applied
Realized Loss Amounts to date;

         (o)      if  applicable,  material  modifications,  extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the prior calendar month or that have become material over time;

         (p)      with  respect  to each Loan Group or  Sub-Loan  Group and with  respect to any  Mortgage
Loan that was liquidated  during the prior calendar month,  the loan number and aggregate Stated Principal
Balance of, and  Realized  Loss on, such  Mortgage  Loan as of the close of business on the  Determination
Date preceding such Distribution Date;

         (q)               with  respect  to each Loan  Group or  Sub-Loan  Group,  the total  number  and principal  balance of any real estate owned or REO  Properties as of the close of business on the last day of the calendar month preceding such Distribution Date;

         (r)      with respect to each Loan Group or Sub-Loan  Group,  the three month rolling  average of the percent  equivalent of a fraction,  the numerator of which is the aggregate Stated  Principal  Balance of the  Mortgage  Loans that are 60 days or more  Delinquent  (in respect of which using the OTS method of calculation)  or are in bankruptcy or foreclosure or are REO  Properties,  and the denominator of which is the  aggregate  Stated  Principal  Balance  of all of the  Mortgage  Loans in each case as of the close of business  on the  last  day of  the  calendar  month  preceding  such  Distribution  Date  and  separately identifying  such  information  for the (1) first lien Mortgage  Loans,  and (2) Adjustable  Rate Mortgage
Loans;

         (s)      the  Realized  Losses  during the related  calendar  month and the  cumulative  Realized
Losses through the end of the preceding month;

         (t)      whether a Trigger Event exists;

         (u)      updated pool  composition  data including the following with respect to each Loan Group:
weighted average mortgage rate and weighted average remaining term;

         (v)      [Reserved];

         (w)      [Reserved];

         (x)      the special hazard amount,  fraud loss amount and bankruptcy  amount, if applicable,  as of the close of  business  on the  applicable  Distribution  Date and a  description  of any change in the calculation of these amounts;

         (y)      the amount of the  distribution  made on such  Distribution  Date to the  Holders of the
Class XP Certificates allocable to Prepayment Charges for the Group I Mortgage Loans; and

         (z)                                whether  any  exchanges  of   Exchangeable   Certificates   or
Exchanged  Certificates  have taken place since the preceding  Distribution  Date and, if applicable,  the names,  Certificate  Principal Balances,  including notional and principal  balances,  pass-through rates, and any interest and principal paid,  including any shortfalls  allocated,  of any Classes of Certificates that were received by the Certificateholder of such Certificate as a result of such exchange.

         The   Depositor   covenants   that  if  there  is  a   material   change  in  the   solicitation,
credit-granting,   underwriting,   origination,   acquisition  or  Mortgage  Loan  selection  criteria  or
procedures,  as  applicable,  used to originate,  acquire or select  Mortgage  Loans for the Trust Fund it will notify the  Securities  Administrator  five calendar days before each  Distribution  Date,  and if no such notification  occurs,  the Securities  Administrator has no obligation to report with respect to (y).
The Depositor  covenants to the Securities  Administrator that there will be no new issuance of securities backed by the same asset pool, so the Securities  Administrator  will only be responsible in (x) above for reporting any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund.

         The  information  set forth above shall be  calculated  or  reported,  as the case may be, by the
Securities  Administrator,  based solely on, and to the extent of, information  provided to the Securities
Administrator   and  the  Master   Servicer  by  the  Servicer  and  the   Counterparty.   The  Securities
Administrator  may conclusively  rely on such information and shall not be required to confirm,  verify or recalculate any such information.

         The  Securities  Administrator  may make  available  each month,  to any  interested  party,  the monthly statement to Certificateholders  via the Securities  Administrator's  website initially located at
"www.ctslink.com."   Assistance  in  using  the  website  can  be  obtained  by  calling  the   Securities
Administrator's  customer  service  desk at (301)  815-6600.  Parties  that are  unable  to use the  above distribution  option are  entitled to have a paper copy mailed to them via first class mail by calling the
Securities  Administrator's  customer  service desk and  indicating  such.  The  Securities  Administrator shall have the right to change the way such  reports are  distributed  in order to make such  distribution more convenient  and/or more  accessible to the parties,  and the Securities  Administrator  shall provide timely and adequate notification to all parties regarding any such change.

         Within a reasonable  period of time after the end of the  preceding  calendar  year  beginning in
2007, the Securities  Administrator  will furnish a report to each Holder of the Certificates of record at any time during the prior  calendar  year as to the aggregate of amounts  reported  pursuant to subclauses
(a)(i) and (a)(ii) above with respect to the  Certificates,  plus  information  with respect to the amount of servicing  compensation  and such other  customary  information  as the  Securities  Administrator  may determine to be necessary  and/or to be required by the Internal  Revenue Service or by a federal or state law or rules or  regulations  to enable such Holders to prepare their tax returns for such calendar  year.
Such  obligations  shall be deemed to have been  satisfied  to the extent  that  substantially  comparable
information  shall  be  provided  by  the  Securities   Administrator  or  the  Trustee  pursuant  to  the
requirements of the Code.

         Section 6.08.     Monthly  Advances.  If the  related  Servicer  was  required  to make a Monthly
Advance pursuant to the related  Servicing  Agreement and fails to make any required  Monthly Advance,  in whole or in part, the Master Servicer,  as successor  servicer,  or any other successor servicer appointed by it, will  deposit in the  Distribution  Account not later than the  Distribution  Account  Deposit Date immediately  preceding  the  related  Distribution  Date an amount  equal to such  Monthly  Advance to the extent not  otherwise  paid by the related  Servicer,  net of the  Servicing  Fee for such  Mortgage  Loan except to the extent the Master  Servicer  determines  any such  advance to be a  Nonrecoverable  Advance.
Subject to the  foregoing,  the Master  Servicer,  as  successor  servicer,  shall  continue  to make such advances  through the date that the related  Servicer is required to do so under its Servicing  Agreement;
provided,  however,  that if the Master Servicer deems an advance to be a Nonrecoverable  Advance,  on the
Distribution  Account  Deposit Date,  the Master  Servicer shall not be obligated to make such advance and shall present an Officer's  Certificate to the Trustee  (i) stating that the Master Servicer elects not to make a Monthly  Advance in a stated  amount  and  (ii) detailing  the reason it deems the  advance to be a
Nonrecoverable Advance.

         Section 6.09.     Compensating  Interest  Payments.  The  Master  Servicer  shall  deposit in the
Distribution  Account not later than each Distribution  Account Deposit Date an amount equal to the lesser of  (i) the  sum of the  aggregate  amounts  required  to be paid by the  Servicers  under  the  Servicing
Agreements  with respect to subclauses  (a) and (b) of the  definition of Interest  Shortfall with respect to the Mortgage  Loans for the related  Distribution  Date,  and not so paid by the related  Servicers and
(ii) the  Master  Servicer  Compensation  for such  Distribution  Date  (such  amount,  the  "Compensating
Interest  Payment").  The Master Servicer shall not be entitled to any  reimbursement  of any Compensating
Interest Payment.

         Section 6.10.     Distributions on REMIC Regular  Interests.  (a) On each Distribution  Date, the
Securities  Administrator shall be deemed to distribute,  to REMIC II as the holder of the REMIC I Regular
Interests,  those portions of the REMIC I  Distribution  Amount not designated to Component I of the Class
R  Certificates,  in the amounts and in  accordance  with the  priorities  set forth in the  definition of
REMIC I Distribution Amount.

         (b)      On each Distribution  Date, the Securities  Administrator  shall be deemed to distribute to the Trustee,  on behalf of REMIC IV as the holder of the REMIC II Regular  Interests  and the REMIC III
Regular  Interests,  those portions of the REMIC II Distribution  Amount not designated to Component II of the  Class R  Certificates,  in the  amounts  and in  accordance  with  the  priorities  set  forth in the definition of REMIC II  Distribution  Amount and those portions of the REMIC III  Distribution  Amount not designated  to  Component  III of the Class R  Certificates,  in the  amounts and in  accordance  with the priorities set forth in the definition of REMIC III Distribution Amount.

         (c)      On each Distribution  Date, the Securities  Administrator  shall be deemed to distribute the REMIC IV  Distribution  Amount to:  (i) the  holders of the  Certificates  (other  than the Class B-IO
Certificates),  as the holders of the REMIC IV  Interests  (other than REMIC IV Regular  Interests  B-IO-I and B-IO-P) and (ii) itself on behalf of REMIC V, as the holder of REMIC IV Regular  Interests  B-IO-I and
B-IO-P,  in the amounts and in  accordance  with the  priorities  set forth in the  definition of REMIC IV
Distribution Amount.

         (d)               On each  Distribution  Date,  the Securities  Administrator  shall be deemed to distribute to the holder of the Class B-IO  Certificates,  as the holder of the REMIC V Regular  Interest, the amounts set forth in the definition of REMIC V Distribution Amount.

         (e)               Notwithstanding  the  deemed  distributions  on  the  REMIC  Regular  Interests described in this Section 6.10,  distributions of funds from the  Distribution  Account shall be made only in accordance with Sections 6.01 and 6.02.

                                               ARTICLE VII

                                           The Master Servicer

         Section 7.01.     Liabilities  of the Master  Servicer.  The Master  Servicer  shall be liable in accordance herewith only to the extent of the obligations  specifically  imposed upon and undertaken by it herein.

         Section 7.02.     Merger or Consolidation  of the Master  Servicer.  (a) The Master Servicer will keep in full force and effect its  existence,  rights and  franchises as a  corporation  under the laws of the state of its  incorporation,  and will  obtain and  preserve  its  qualification  to do  business as a foreign  corporation in each jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this Agreement,  the Certificates or any of the Mortgage Loans and to
perform its duties under this Agreement.

         (b)      Any  Person  into  which the  Master  Servicer  may be merged  or  consolidated,  or any corporation  resulting from any merger or  consolidation to which the Master Servicer shall be a party, or any Person  succeeding  to the  business  of the Master  Servicer,  shall be the  successor  of the Master
Servicer  hereunder,  without  the  execution  or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03.     Indemnification  of the  Trustee,  the  Master  Servicer  and the  Securities
Administrator.  (a) The Master  Servicer  agrees to  indemnify  the  Indemnified  Persons for, and to hold them harmless against, any loss,  liability or expense (including  reasonable legal fees and disbursements of counsel)  incurred on their part that may be sustained in connection with,  arising out of, or relating to, any claim or legal action  (including  any pending or threatened  claim or legal  action)  relating to this Agreement,  the Servicing Agreements,  the Assignment Agreements or the Certificates or the powers of attorney  delivered by the Trustee hereunder  (i) related to the Master Servicer's  failure to perform its duties in  compliance  with this  Agreement  (except  as any such  loss,  liability  or  expense  shall be otherwise  reimbursable  pursuant to this Agreement) or (ii) incurred  by reason of the Master  Servicer's willful  misfeasance,  bad faith or gross  negligence in the performance of duties  hereunder or by reason of reckless  disregard of obligations and duties hereunder,  provided,  in each case, that with respect to any such claim or legal action (or pending or threatened  claim or legal  action),  the Trustee shall have given the Master Servicer and the Depositor  written notice thereof  promptly after a Responsible  Officer of the  Trustee  shall have with  respect to such claim or legal  action  actual  knowledge  thereof.  The
Trustee's  failure  to give any such  notice  shall not  affect  the  Trustee's  right to  indemnification hereunder,  except to the extent the Master  Servicer is  materially  prejudiced  by such  failure to give notice.  This indemnity  shall survive the  resignation or removal of the Trustee,  Master Servicer or the
Securities Administrator and the termination of this Agreement.

         (b)      The Trust  Fund will  indemnify  any  Indemnified  Person  for any  loss,  liability  or expense  (including  reasonable  legal fees and  disbursements  of counsel) of any Indemnified  Person not otherwise covered by the Master Servicer's indemnification pursuant to Section  7.03(a).

         Section 7.04.     Limitations  on  Liability of the Master  Servicer  and Others.  Subject to the
obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

         (a)      Neither the Master Servicer nor any of the directors,  officers,  employees or agents of the Master  Servicer shall be under any liability to the  Indemnified  Persons,  the Depositor,  the Trust
Fund or the  Certificateholders  for taking any action or for  refraining  from  taking any action in good faith  pursuant to this  Agreement,  or for errors in judgment;  provided,  however,  that this  provision shall  not  protect  the  Master  Servicer  or any  such  Person  against  any  breach  of  warranties  or representations  made herein or any liability  which would otherwise be imposed by reason of such Person's willful  misfeasance,  bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

         (b)      The  Master  Servicer  and any  director,  officer,  employee  or  agent  of the  Master
Servicer may rely in good faith on any document of any kind prima facie  properly  executed and  submitted by any Person respecting any matters arising hereunder.

         (c)      The Master Servicer, the Custodian and any director,  officer,  employee or agent of the
Master Servicer or the Custodian  shall be indemnified by the Trust and held harmless  thereby against any loss,  liability or expense  (including  reasonable legal fees and  disbursements of counsel)  incurred on their part that may be sustained  in  connection  with,  arising out of, or related to, any claim or legal action  (including  any pending or  threatened  claim or legal  action)  relating to this  Agreement,  the
Certificates or any Servicing  Agreement  (except to the extent that the Master Servicer is indemnified by the  Servicer  thereunder),  other than  (i) any  such loss,  liability  or expense  related to the Master
Servicer's  failure to perform  its duties in  compliance  with this  Agreement  (except as any such loss, liability or expense shall be otherwise  reimbursable  pursuant to this Agreement),  or to the Custodian's failure  to perform  its duties  under the  Custodial  Agreement,  respectively,  or  (ii) any  such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's  willful  misfeasance, bad faith or gross  negligence in the  performance of duties  hereunder or under the Custodial  Agreement, as  applicable,  or by reason of reckless  disregard  of  obligations  and duties  hereunder  or under the
Custodial Agreement, as applicable.

         (d)      The  Master  Servicer  shall not be under any  obligation  to appear  in,  prosecute  or defend any legal  action  that is not  incidental  to its  duties  under  this  Agreement  and that in its opinion may involve it in any expense or  liability;  provided,  however,  the Master  Servicer may in its discretion,  with  the  consent  of the  Trustee  (which  consent  shall  not be  unreasonably  withheld), undertake  any such action which it may deem  necessary or desirable  with respect to this  Agreement  and the rights and duties of the parties  hereto and the  interests of the  Certificateholders  hereunder.  In such event,  the legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses,  costs and  liabilities  of the Trust  Fund,  and the Master  Servicer  shall be  entitled to be reimbursed  therefor  out of the  Distribution  Account  as  provided  by  Section 4.05.  Nothing  in this
Section  7.04(d) shall affect the Master  Servicer's  obligation to supervise,  or to take such actions as are necessary to ensure,  the  servicing  and  administration  of the Mortgage  Loans  pursuant to Section
3.01(a).

         (e)      In taking or  recommending  any  course of action  pursuant  to this  Agreement,  unless specifically  required to do so pursuant to this  Agreement,  the Master Servicer shall not be required to investigate or make  recommendations  concerning  potential  liabilities  which the Trust might incur as a result of such course of action by reason of the  condition  of the  Mortgaged  Properties  but shall give notice to the Trustee if it has notice of such potential liabilities.

         (f)      The Master  Servicer  shall not be liable  for any acts or  omissions  of any  Servicer, except as otherwise expressly provided herein.

         Section 7.05.     Master Servicer Not to Resign.  Except as provided in Section 7.07,  the Master
Servicer  shall  not  resign  from  the  obligations  and  duties  hereby  imposed  on it  except  upon  a determination  that any such duties  hereunder are no longer  permissible  under  applicable  law and such impermissibility  cannot be  cured.  Any such  determination  permitting  the  resignation  of the  Master
Servicer shall be evidenced by an Opinion of Independent  Counsel  addressed to the Trustee to such effect delivered to the Trustee.  No such  resignation by the Master  Servicer shall become  effective  until the
Company or the  Trustee or a  successor  to the Master  Servicer  reasonably  satisfactory  to the Trustee shall have  assumed  the  responsibilities  and  obligations  of the Master  Servicer in  accordance  with
Section 8.02  hereof.  The Trustee shall notify the Rating  Agencies upon its receipt of written notice of the resignation of the Master Servicer.

         Section 7.06.     Successor  Master   Servicer.   In  connection  with  the  appointment  of  any
successor  Master  Servicer or the  assumption  of the duties of the Master  Servicer,  the Company or the
Trustee  may make  such  arrangements  for the  compensation  of such  successor  master  servicer  out of payments on the Mortgage  Loans as the Company or the Trustee and such  successor  master  servicer  shall agree.  If the  successor  master  servicer  does not agree that such market  value is a fair price,  such successor  master  servicer  shall  obtain two  quotations  of market  value from third  parties  actively
engaged  in  the  servicing  of  single-family   mortgage  loans.   Notwithstanding  the  foregoing,   the
compensation  payable to a successor  master  servicer  may not exceed the  compensation  which the Master
Servicer  would  have been  entitled  to retain if the  Master  Servicer  had  continued  to act as Master
Servicer hereunder.

         Section 7.07.     Sale and  Assignment  of Master  Servicing.  The Master  Servicer  may sell and assign its rights and delegate its duties and  obligations  in its entirety as Master  Servicer under this
Agreement  and the  Company  may  terminate  the  Master  Servicer  without  cause and select a new Master
Servicer;  provided,  however,  that:  (i) the  purchaser or  transferee  accepting  such  assignment  and delegation  (a) shall be a Person  which shall be qualified  to service  mortgage  loans for Fannie Mae or
Freddie Mac; (b) shall have a net worth of not less than $10,000,000  (unless  otherwise  approved by each
Rating Agency  pursuant to clause  (ii) below);  (c) shall be reasonably  satisfactory  to the Trustee (as evidenced  in a writing  signed by the  Trustee);  and (d) shall  execute  and  deliver to the  Trustee an agreement,  in form and substance reasonably  satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual  performance  and  observance  of each  covenant  and  condition to be performed or observed by it as master  servicer  under this  Agreement,  any custodial  agreement from and after the effective date of such  agreement;  (ii) each  Rating Agency shall be given prior written notice of the identity of the proposed  successor to the Master  Servicer and each Rating  Agency's rating of the
Certificates in effect  immediately prior to such assignment,  sale and delegation will not be downgraded, qualified or withdrawn as a result of such  assignment,  sale and delegation,  as evidenced by a letter to such effect  delivered  to the Master  Servicer  and the Trustee (at the expense of the Master  Servicer);
(iii) the  Master  Servicer  assigning  and selling the master  servicing  shall deliver to the Trustee an
Officer's  Certificate and an Opinion of Independent  Counsel addressed to the Trustee,  each stating that all  conditions  precedent  to such action under this  Agreement  have been  completed  and such action is permitted by and complies with the terms of this  Agreement;  and (iv) in the event the Master Servicer is terminated  without  cause by the  Company,  the  Company  shall  pay the  terminated  Master  Servicer  a termination  fee equal to 0.25% of the aggregate  Stated  Principal  Balance of the Mortgage  Loans at the
time the master  servicing of the Mortgage  Loans is  transferred  to the successor  Master  Servicer.  No such assignment or delegation  shall affect any rights or liability of the Master  Servicer  arising prior to the effective date thereof.

                                               ARTICLE VIII

                                                 Default

         Section 8.01.     Events of Default.  "Event of Default," wherever used herein,  means any one of the following  events  (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary  or be effected by operation of law or pursuant to any judgment,  decree or order of any court or any order,  rule or regulation of any  administrative  or  governmental  body) and only with respect to the defaulting Master Servicer:

         (a)      The Master  Servicer  fails to cause to be  deposited  in the  Distribution  Account any amount so required to be deposited  pursuant to this Agreement  (other than a Monthly  Advance),  and such failure  continues  unremedied  for a period of three  Business  Days  after the date upon  which  written notice of such failure,  requiring the same to be remedied,  shall have been given to the Master Servicer;
or

         (b)      The Master  Servicer  fails to observe or  perform  in any  material  respect  any other material  covenants and agreements set forth in this Agreement to be performed by it, which  covenants and agreements materially affect the rights of  Certificateholders,  and such failure continues unremedied for a period of 60 days after the date on which written  notice of such failure,  properly  requiring the same to be  remedied,  shall have been given to the Master  Servicer by the  Trustee or to the Master  Servicer
and the Trustee by the Holders of Certificates  evidencing  Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

         (c)      There is entered  against the Master  Servicer a decree or order by a court or agency or supervisory  authority having jurisdiction in the premises for the appointment of a conservator,  receiver or liquidator in any  insolvency,  readjustment  of debt,  marshaling of assets and liabilities or similar proceedings,  or for the winding up or liquidation of its affairs,  and the continuance of any such decree or order is  unstayed  and in effect  for a period  of 60  consecutive  days,  or an  involuntary  case is commenced against the Master Servicer under any applicable  insolvency or  reorganization  statute and the petition is not dismissed within 60 days after the commencement of the case; or

         (d)      The Master  Servicer  consents  to the  appointment  of a  conservator  or  receiver  or liquidator  in any  insolvency,  readjustment  of debt,  marshaling of assets and  liabilities  or similar proceedings  of or relating to the Master  Servicer or  substantially  all of its property;  or the Master
Servicer  admits in writing its inability to pay its debts  generally as they become due, files a petition to take  advantage of any applicable  insolvency or  reorganization  statute,  makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

         (e)      The Master  Servicer  assigns or delegates its duties or rights under this  Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07;

         (f)      The Master  Servicer  fails to comply with Section 3.16,  Section 3.17 and Section 3.18;
or

         (g)      The Master  Servicer  fails to cause to be deposited,  in the  Distribution  Account any
Monthly  Advance  (other  than  a  Nonrecoverable  Advance)  by  5:00  p.m.  New  York  City  time  on the
Distribution Account Deposit Date.

         In each and every  such  case,  so long as such  Event of  Default  with  respect  to the  Master
Servicer  shall not have been  remedied,  either the  Trustee or the  Holders of  Certificates  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the  principal  of the Trust Fund,  by notice in writing to the Master  Servicer (and to the Trustee if given by such  Certificateholders),  with a copy to the Rating  Agencies,  and with the consent of the Company,  may terminate all of the rights and obligations  (but not the  liabilities)  of the Master  Servicer  under this  Agreement  and in and to the
Mortgage  Loans and/or the REO Property  serviced by the Master  Servicer and the proceeds  thereof.  Upon the receipt by the Master Servicer of the written  notice,  all authority and power of the Master Servicer under this  Agreement,  whether with respect to the  Certificates,  the  Mortgage  Loans,  REO Property or
under any other  related  agreements  (but only to the  extent  that such other  agreements  relate to the
Mortgage Loans or related REO Property)  shall,  subject to Section 3.17 and  Section 8.02,  automatically and without  further  action pass to and be vested in the Trustee,  in its  capacity as  successor  Master
Servicer,  pursuant to this  Section 8.01  (and,  with respect to an Event of Default  resulting  from the
Master  Servicer's  failure to comply with Section 3.17,  such power and authority of the Master  Servicer shall,  subject to Section 8.02,  automatically  and without  further  action pass to and be vested in the successor  Master Servicer  appointed by the Depositor);  and,  without  limitation,  the Trustee,  in its capacity as successor Master  Servicer,(or such successor Master Servicer  appointed by the Depositor,  as the case may be), is hereby  authorized  and  empowered  to execute and  deliver,  on behalf of the Master
Servicer as  attorney-in-fact  or  otherwise,  any and all documents  and other  instruments  and to do or accomplish  all other acts or things  necessary  or  appropriate  to effect the purposes of such notice of termination,  whether to complete the transfer and  endorsement  or assignment  of the Mortgage  Loans and related  documents,  or  otherwise.  The Master  Servicer  agrees to cooperate  with the  Trustee,  in its capacity as successor  Master Servicer (or such successor Master Servicer  appointed by the Depositor,  as the case  may  be),  in  effecting  the  termination  of the  Master  Servicer's  rights  and  obligations hereunder,  including,  without  limitation,  the  transfer to the  Trustee,  in its capacity as successor
Master  Servicer (or such successor  Master Servicer  appointed by the Depositor,  as the case may be), of
(i) the  property  and amounts  which are then or should be part of the Trust or which  thereafter  become part of the  Trust;  and  (ii) originals  or copies of all  documents  of the Master  Servicer  reasonably requested  by the  Trustee,  in its  capacity as  successor  Master  Servicer  (or such  successor  Master
Servicer  appointed by the  Depositor,  as the case may be), to enable it to assume the Master  Servicer's duties thereunder.  In addition to any other amounts which are then, or,  notwithstanding  the termination of its activities  under this  Agreement,  may become payable to the Master Servicer under this Agreement, the Master  Servicer  shall be entitled to  receive,  out of any amount  received on account of a Mortgage
Loan  or  related  REO  Property,  that  portion  of  such  payments  which  it  would  have  received  as reimbursement  under this Agreement if notice of termination  had not been given.  The  termination of the rights and  obligations  of the Master  Servicer shall not affect any  obligations  incurred by the Master
Servicer prior to such termination.

         Notwithstanding  the  foregoing,  if  an  Event  of  Default  described  in  clause  (f) of  this
Section 8.01  shall occur,  the Trustee shall, by notice in writing to the Master  Servicer,  which may be delivered by telecopy,  immediately  terminate all of the rights and  obligations  of the Master  Servicer thereafter  arising  under  this  Agreement,  but  without  prejudice  to  any  rights  it may  have  as a
Certificateholder  or to  reimbursement  of Monthly  Advances and other advances of its own funds, and the
Trustee,  in its capacity as successor  Master Servicer (or such successor  Master  Servicer  appointed by the Depositor,  as the case may be), shall act as provided in  Section 8.02 to carry out the duties of the
Master  Servicer,  including  the  obligation to make any Monthly  Advance the  nonpayment of which was an
Event of Default described in clause (f) of this  Section 8.01.  Any such action taken by the Trustee,  in its capacity as successor Master Servicer (or such successor  Master Servicer  appointed by the Depositor, as the case may be), must be prior to the distribution on the relevant Distribution Date.

         Section 8.02.     Successor  to Act;  Appointment  of  Successor.  (a)  Upon the  receipt  by the
Master Servicer of a notice of termination  pursuant to Section 8.01 or an Opinion of Independent  Counsel
pursuant to  Section 7.05  to the effect that the Master  Servicer is legally unable to act or to delegate its duties to a Person  which is legally able to act,  the  Trustee,  in its capacity as successor  Master
Servicer  (and,  with  respect to an Event of Default  resulting  from the  Master  Servicer's  failure to comply with Section 3.17, the successor  Master  Servicer  appointed by the Depositor  pursuant to Section
3.17),  shall  automatically  become the successor in all respects to the Master  Servicer in its capacity under this Agreement and the  transactions  set forth or provided for herein and shall thereafter have all of the  rights  and  powers of,  and be  subject  to all the  responsibilities,  duties,  liabilities  and limitations on  liabilities  relating  thereto  placed on the Master  Servicer by the terms and provisions hereof;  provided,  however,  that the Company shall have the right to either (a)  immediately  assume the duties of the Master Servicer or (b) select a successor Master Servicer;  provided further,  however, that the Trustee,  in its  capacity as  successor  Master  Servicer  (and,  with respect to an Event of Default resulting from the Master  Servicer's  failure to comply with Section 3.17, the successor  Master Servicer appointed by the Depositor  pursuant to Section 3.17),  shall have no obligation  whatsoever  with respect to any liability  (other than advances deemed  recoverable and not previously made) incurred by the Master
Servicer at or prior to the time of termination.  As compensation  therefor,  but subject to Section 7.06, the Trustee,  in its  capacity as  successor  Master  Servicer  (and,  with respect to an Event of Default resulting from the Master  Servicer's  failure to comply with Section 3.17, the successor  Master Servicer appointed by the Depositor  pursuant to Section 3.17),  shall be entitled to compensation which the Master
Servicer  would have been  entitled  to retain if the Master  Servicer  had  continued  to act  hereunder, except for those  amounts due the Master  Servicer as  reimbursement  permitted  under this  Agreement for advances  previously made or expenses  previously  incurred.  Notwithstanding  the above, the Trustee,  in its capacity as successor  Master  Servicer  (or, with respect to an Event of Default  resulting  from the
Master  Servicer's  failure to comply with Section 3.17, the successor  Master  Servicer  appointed by the
Depositor  pursuant to Section 3.17),  may, if it shall be unwilling so to act, or shall, if it is legally unable so to act,  appoint or  petition a court of  competent  jurisdiction  to appoint,  any  established housing and home finance  institution which is a Fannie Mae- or Freddie  Mac-approved  servicer,  and with respect to a successor to the Master Servicer only,  having a net worth of not less than  $10,000,000,  as the  successor  to  the  Master  Servicer  hereunder  in  the  assumption  of  all  or  any  part  of  the responsibilities,  duties or liabilities of the Master Servicer hereunder;  provided, that the Trustee, in its capacity as successor  Master  Servicer  (or, with respect to an Event of Default  resulting  from the
Master  Servicer's  failure to comply with Section 3.17, the successor  Master  Servicer  appointed by the
Depositor  pursuant to Section 3.17),  shall obtain a letter from each Rating Agency that the ratings,  if any, on each of the  Certificates  will not be lowered as a result of the  selection  of the  successor to the Master Servicer.  Pending  appointment of a successor to the Master Servicer  hereunder,  the Trustee, in its capacity as successor  Master  Servicer,  shall act (other than with respect to an Event of Default resulting  from the Master  Servicer's  failure to comply with Section  3.17, in which event the successor appointed by the Depositor  shall act) in such capacity as hereinabove  provided.  In connection with such appointment  and  assumption,  the  Trustee  may  make  such  arrangements  for the  compensation  of such successor out of payments on the Mortgage Loans as it and such successor shall agree;  provided,  however, that the  provisions of Section 7.06 shall apply,  the  compensation  shall not be in excess of that which the Master  Servicer  would have been entitled to if the Master  Servicer had continued to act  hereunder, and that such successor shall  undertake and assume the obligations of the Trustee to pay  compensation to any third Person acting as an agent or  independent  contractor  in the  performance  of master  servicing responsibilities  hereunder.  The Trustee and such successor shall take such action,  consistent with this
Agreement, as shall be necessary to effectuate any such succession.

         (b)      If the  Trustee  shall  succeed  to any  duties of the Master  Servicer  respecting  the
Mortgage  Loans as  provided  herein,  it shall do so in a separate  capacity  and not in its  capacity as
Trustee  and,  accordingly,  the  provisions  of Article IX shall be  inapplicable  to the  Trustee in its duties as the  successor to the Master  Servicer in the  servicing of the Mortgage  Loans  (although  such provisions  shall continue to apply to the Trustee in its capacity as Trustee);  the provisions of Article
VII, however, shall apply to it in its capacity as successor Master Servicer.

         The  costs  and  expenses  of the  Trustee  in  connection  with the  termination  of the  Master
Servicer,  the appointment of a successor  Master Servicer and, if applicable,  any transfer of servicing, including,  without  limitation,  all costs and  expenses  associated  with the  complete  transfer of all servicing data and the  completion,  correction or  manipulation of such servicing data as may be required by the Trustee to correct any errors or  insufficiencies  in the servicing data or otherwise to enable the
Trustee or the successor  Master Servicer to service the Mortgage Loans properly and  effectively,  to the extent not paid by the terminated  Master  Servicer,  shall be payable to the Trustee  pursuant to Section
9.05. Any successor to the Master  Servicer  acting as successor  servicer  under any Servicing  Agreement shall give notice to the  applicable  Mortgagors of such change of servicer and shall,  during the term of its  service  as  successor  Master  Servicer  maintain  in force the policy or  policies  that the Master
Servicer is required to maintain pursuant to Section 3.04.

         Section 8.03.     Notification  to  Certificateholders.  Upon any termination or appointment of a successor to the Master  Servicer,  the Trustee shall give prompt written notice thereof to the Securities
Administrator  or, if the Securities  Administrator  is terminated or resigns upon the  termination of the
Master  Servicer,  the  successor  securities  administrator,  and  the  Securities  Administrator  or the successor  securities  administrator  shall give prompt written notice thereof to the Rating  Agencies and the Certificateholders at their respective addresses appearing in the Certificate Register.

         Section 8.04.     Waiver of  Defaults.  The  Trustee  shall  transmit  by mail to the  Securities
Administrator,  who shall give prompt  written notice  thereof to all  Certificateholders,  within 60 days after the  occurrence  of any Event of Default  actually  known to a  Responsible  Officer of the Trustee, unless  such Event of Default  shall have been cured,  notice of each such Event of  Default.  The Holders of  Certificates  evidencing  Fractional  Undivided  Interests  aggregating not less than 51% of the Trust
Fund  may,  on  behalf  of all  Certificateholders,  waive  any  default  by the  Master  Servicer  in the performance of its obligations hereunder and the consequences  thereof,  except a default in the making of or the  causing to be made any  required  distribution  on the  Certificates,  which  default  may only be waived by Holders of  Certificates  evidencing  Fractional  Undivided  Interests  aggregating  100% of the
Trust Fund.  Upon any such waiver of a past default,  such default shall be deemed to cease to exist,  and any Event of Default  arising  therefrom shall be deemed to have been timely remedied for every purpose of this  Agreement.  No such  waiver  shall  extend to any  subsequent  or other  default or impair any right consequent  thereon  except to the extent  expressly so waived.  The Securities  Administrator  shall give notice of any such waiver to the Trustee and the Rating Agencies.

         Section 8.05.     List  of   Certificateholders.   Upon   written   request   of  three  or  more
Certificateholders  of record,  for purposes of communicating with other  Certificateholders  with respect to their rights under this Agreement,  the Securities  Administrator  will afford such  Certificateholders access  during  business  hours to the  most  recent  list of  Certificateholders  held by the  Securities
Administrator.

         Section 8.06                                         Duties   of   Trustee   and    Securities
Administrator.  (a) The Trustee,  prior to the  occurrence  of an Event of Default and after the curing or waiver of all Events of Default which may have occurred,  and the Securities  Administrator each undertake to perform such duties and only such duties as are  specifically  set forth in this Agreement as duties of the Trustee and the Securities  Administrator,  respectively.  If an Event of Default has occurred and has not been cured or waived,  the Trustee  shall  exercise such of the rights and powers vested in it by this
Agreement,  and subject to Section 8.02(b)  use the same degree of care and skill in their exercise,  as a prudent person would exercise under the circumstances in the conduct of his own affairs.

         (b)      Upon  receipt  of  all  resolutions,   certificates,   statements,   opinions,  reports,
documents,  orders or other  instruments  which are  specifically  required to be furnished to the Trustee and the  Securities  Administrator  pursuant  to any  provision  of this  Agreement,  the  Trustee and the
Securities  Administrator,  respectively,  shall  examine them to  determine  whether they are in the form required by this Agreement;  provided,  however, that neither the Trustee nor the Securities Administrator shall be  responsible  for the accuracy or content of any  resolution,  certificate,  statement,  opinion, report,  document,  order or other instrument furnished  hereunder;  provided,  further,  that neither the
Trustee nor the Securities  Administrator  shall be responsible  for the accuracy or  verification  of any calculation provided to it pursuant to this Agreement.

         (c)      On  each   Distribution   Date,   the  Securities   Administrator   shall  make  monthly
distributions  and the final  distribution  to the related  Certificateholders  from related  funds in the
Distribution  Account as provided  in Sections  6.01 and 10.01  herein  based  solely on the report of the
Master Servicer.

         (d)      No  provision  of this  Agreement  shall be  construed  to  relieve  the  Trustee or the
Securities  Administrator  from liability for its own negligent  action,  its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i)      Prior to the occurrence of an Event of Default,  and after the curing or waiver of all such Events of Default which may have occurred,  the duties and  obligations of the Trustee and the
Securities  Administrator shall be determined solely by the express provisions of this Agreement,  neither the  Trustee  nor the  Securities  Administrator  shall be  liable  except  for the  performance  of their respective  duties and obligations as are specifically set forth in this Agreement,  no implied  covenants or  obligations  shall be read into this  Agreement  against the Trustee or the  Securities  Administrator and,  in  the  absence  of bad  faith  on  the  part  of the  Trustee  or  the  Securities  Administrator, respectively,  the Trustee or the Securities  Administrator,  respectively,  may conclusively  rely, as to the truth of the statements and the correctness of the opinions expressed  therein,  upon any certificates or opinions  furnished to the Trustee or the  Securities  Administrator,  respectively,  and conforming to the requirements of this Agreement;

                  (ii)     Neither  the Trustee nor the  Securities  Administrator  shall be liable in its individual  capacity for an error of judgment made in good faith by a Responsible  Officer or  Responsible
Officers of the Trustee or an officer of the Securities  Administrator,  respectively,  unless it shall be proved that the Trustee or the Securities Administrator,  respectively,  was negligent in ascertaining the pertinent facts;

                  (iii)    Neither  the  Trustee  nor the  Securities  Administrator  shall be liable with respect to any action taken,  suffered or omitted to be taken by it in good faith in  accordance  with the directions of the Holders of Certificates  evidencing  Fractional Undivided Interests aggregating not less than 25% of the Trust  Fund,  if such  action or  non-action  relates  to the  time,  method  and place of conducting  any  proceeding  for any remedy  available  to the  Trustee or the  Securities  Administrator,
respectively,  or  exercising  any trust or other  power  conferred  upon the  Trustee  or the  Securities
Administrator, respectively, under this Agreement;

                  (iv)     The  Trustee  shall not be  required to take notice or be deemed to have notice or knowledge of any default or Event of Default  unless a Responsible  Officer of the Trustee's  Corporate
Trust  Office  shall have  actual  knowledge  thereof.  In the  absence of such  notice,  the  Trustee may conclusively assume there is no such default or Event of Default;

                  (v)      The Trustee  shall not in any way be liable by reason of any  insufficiency  in any  Account  held  by or in the  name  of  Trustee  unless  it is  determined  by a  court  of  competent jurisdiction  that the  Trustee's  gross  negligence or willful  misconduct  was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                  (vi)     The  Securities  Administrator  shall not in any way be liable by reason of any insufficiency  in any Account held by the  Securities  Administrator  hereunder or any Account held by the
Securities  Administrator  in the name of the  Trustee  unless it is  determined  by a court of  competent jurisdiction that the Securities  Administrator's  gross negligence or willful  misconduct was the primary cause of such  insufficiency  (except to the extent that the Securities  Administrator  is obligor and has defaulted thereon);

                  (vii)    Anything in this Agreement to the contrary  notwithstanding,  in no event shall the Trustee or the  Securities  Administrator  be liable for special,  indirect or  consequential  loss or damage of any kind  whatsoever  (including  but not limited to lost  profits),  even if the Trustee or the
Securities  Administrator,  respectively,  has been advised of the  likelihood  of such loss or damage and regardless of the form of action;

                  (viii)   None of the Securities  Administrator,  the Master Servicer, the Depositor, the
Company,  any Custodian,  the  Counterparty  or the Trustee shall be responsible for the acts or omissions of the other,  it being  understood  that this  Agreement  shall not be construed to render them partners, joint venturers or agents of one another and

                  (ix)     Neither  the  Trustee  nor the  Securities  Administrator  shall be required to expend or risk its own funds or  otherwise  incur  financial  liability in the  performance  of any of its duties  hereunder,  or in the exercise of any of its rights or powers,  if there is reasonable  ground for believing  that the  repayment of such funds or adequate  indemnity  against such risk or liability is not reasonably  assured to it,  and none of the  provisions  contained  in this  Agreement  shall in any event require the  Trustee or the  Securities  Administrator  to perform,  or be  responsible  for the manner of performance of, any of the  obligations of the Master  Servicer under this  Agreement,  except during such time,  if any, as the Trustee shall be the  successor  to, and be vested with the rights,  duties,  powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (e)      Except for those actions that the Trustee or the  Securities  Administrator  is required to take  hereunder,  neither the Trustee nor the  Securities  Administrator  shall have any  obligation or liability  to take any action or to refrain  from  taking any action  hereunder  in the absence of written direction as provided hereunder.

         Section 8.07      Certain  Matters  Affecting  the  Trustee  and  the  Securities  Administrator.
Except as otherwise provided in Section 9.01:

         (a)               The Trustee and the  Securities  Administrator  may rely and shall be protected in acting  or  refraining  from  acting in  reliance  on any  resolution,  certificate  of the  Securities
Administrator  (with  respect to the Trustee  only),  the  Depositor,  the Master  Servicer or a Servicer, certificate  of  auditors  or any other  certificate,  statement,  instrument,  opinion,  report,  notice, request,  consent, order,  appraisal,  bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b)      The Trustee and the  Securities  Administrator  may consult  with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete  authorization  and  protection  with respect to any action taken or suffered or omitted by it hereunder  in good faith and in  accordance  with such advice or Opinion of Counsel;

         (c)      Neither the Trustee nor the  Securities  Administrator  shall be under any obligation to exercise any of the trusts or powers  vested in it by this  Agreement,  other than its  obligation to give notices  pursuant to this  Agreement,  or to institute,  conduct or defend any litigation  hereunder or in relation  hereto at the  request,  order or  direction  of any of the  Certificateholders  pursuant to the provisions  of  this  Agreement,  unless  such  Certificateholders  shall  have  offered  to  the  Trustee reasonable  security  or  indemnity  against the costs,  expenses  and  liabilities  which may be incurred therein or thereby.  Nothing  contained  herein  shall,  however,  relieve the Trustee of the  obligation, upon the  occurrence  of an Event of Default of which a  Responsible  Officer  of the  Trustee  has actual knowledge  (which has not been cured or waived),  to exercise  such of the rights and powers  vested in it by this  Agreement,  and to use the same degree of care and skill in their  exercise,  as a prudent person would exercise under the circumstances in the conduct of his own affairs;

         (d)      Prior to the  occurrence  of an Event of  Default  hereunder  and  after  the  curing or waiver  of all  Events  of  Default  which may have  occurred,  neither  the  Trustee  nor the  Securities
Administrator shall be liable in its individual  capacity for any action taken,  suffered or omitted by it in good faith and believed by it to be authorized or within the  discretion or rights or powers  conferred upon it by this Agreement;

         (e)               Neither  the Trustee nor the  Securities  Administrator  shall be bound to make
any  investigation  into  the  facts  or  matters  stated  in  any  resolution,   certificate,  statement,
instrument,  opinion, report, notice, request,  consent, order, approval, bond or other paper or document, unless  requested  in  writing  to  do so by  Holders  of  Certificates  evidencing  Fractional  Undivided
Interests  aggregating  not less  than  25% of the  Trust  Fund and  provided  that the  payment  within a reasonable time to the Trustee or the Securities  Administrator,  as applicable, of the costs, expenses or liabilities  likely to be  incurred  by it in the making of such  investigation  is, in the Opinion of the
Trustee  or the  Securities  Administrator,  as  applicable,  reasonably  assured  to the  Trustee  or the
Securities  Administrator,  as applicable,  by the security afforded to it by the terms of this Agreement.
The Trustee or the  Securities  Administrator  may require  reasonable  indemnity  against such expense or liability as a condition  to taking any such  action.  The  reasonable  expense of every such  examination shall be paid by the Certificateholders requesting the investigation;

         (f)      The Trustee  and the  Securities  Administrator  may execute any of the trusts or powers hereunder or perform any duties  hereunder  either  directly or through  Affiliates,  agents or attorneys;
provided,  however,  that the Trustee may not appoint any agent (other than the  Custodian) to perform its custodial  functions  with respect to the Mortgage  Files or paying agent  functions  under this Agreement without the  express  written  consent of the Master  Servicer,  which  consent  will not be  unreasonably withheld.  Neither the Trustee nor the Securities  Administrator  shall be liable or  responsible  for the misconduct or negligence of any of the  Trustee's or the  Securities  Administrator's  agents or attorneys or a custodian or paying agent  appointed  hereunder by the Trustee or the Securities  Administrator  with due care and, when required, with the consent of the Master Servicer;

         (g)               Should  the  Trustee  or the  Securities  Administrator  deem the nature of any action  required  on its part,  other than a payment or  transfer by the  Securities  Administrator  under
Section  4.01(b)  or  Section 4.04,   to  be  unclear,  the  Trustee  or  the  Securities   Administrator,
respectively,  may require  prior to such action that it be  provided  by the  Depositor  with  reasonable further instructions;

         (h)      The right of the Trustee or the Securities  Administrator  to perform any  discretionary act  enumerated  in this  Agreement  shall not be  construed  as a duty,  and  neither the Trustee nor the
Securities  Administrator  shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

         (i)      Neither  the  Trustee  nor the  Securities  Administrator  shall be required to give any bond or  surety  with  respect  to the  execution  of the  trust  created  hereby  or the  powers  granted hereunder, except as provided in Section  9.07; and

         (j)               Neither  the Trustee nor the  Securities  Administrator  shall have any duty to conduct any affirmative  investigation  as to the occurrence of any condition  requiring the repurchase of any Mortgage Loan by the Sponsor pursuant to this Agreement,  the Mortgage Loan Purchase  Agreement or the
eligibility of any Mortgage Loan for purposes of this Agreement.

                                                ARTICLE IX
                         CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         Section 9.01                                                           Trustee  and  Securities
Administrator  Not Liable for  Certificates or Mortgage Loans.  The recitals  contained  herein and in the
Certificates  (other than the  signature  and  countersignature  of the  Securities  Administrator  on the
Certificates)  shall be taken  as the  statements  of the  Depositor,  and  neither  the  Trustee  nor the
Securities  Administrator  shall have any responsibility  for their  correctness.  Neither the Trustee nor the  Securities  Administrator  makes  any  representation  as to  the  validity  or  sufficiency  of  the
Certificates  (other than the  signature  and  countersignature  of the  Securities  Administrator  on the
Certificates)  or of any  Mortgage  Loan except as  expressly  provided in Sections  2.02 and 2.05 hereof;
provided,  however,  that the  foregoing  shall not relieve the  Trustee of the  obligation  to review the
Mortgage  Files  pursuant  to  Sections  2.02 and  2.04.  The  Securities  Administrator's  signature  and countersignature  (or  countersignature  of its agent) on the Certificates shall be solely in its capacity as Securities  Administrator  and shall not  constitute the  Certificates  an obligation of the Securities
Administrator  in any other  capacity.  Neither  the  Trustee nor the  Securities  Administrator  shall be accountable  for the use or application by the Depositor of any of the  Certificates or of the proceeds of such  Certificates,  or for the use or  application of any funds paid to the Depositor with respect to the
Mortgage  Loans.  Subject to the  provisions  of  Section 2.05,  neither the  Trustee  nor the  Securities
Administrator  shall be  responsible  for the  legality or validity of this  Agreement  or any document or instrument  relating  to this  Agreement,  the  validity  of the  execution  of this  Agreement  or of any supplement  hereto  or  instrument  of  further  assurance,  or  the  validity,  priority,  perfection  or sufficiency  of the security for the  Certificates  issued  hereunder or intended to be issued  hereunder.
Neither  the  Trustee  nor the  Securities  Administrator  shall at any time  have any  responsibility  or liability  for or with  respect to the  legality,  validity  and  enforceability  of any  Mortgage  or any
Mortgage Loan, or the perfection  and priority of any Mortgage or the  maintenance of any such  perfection and priority,  or for or with respect to the  sufficiency of the Trust Fund or its ability to generate the payments  to be  distributed  to  Certificateholders,  under this  Agreement.  Neither the Trustee nor the
Securities  Administrator  shall  have  any  responsibility  for  filing  any  financing  or  continuation statement in any public  office at any time or to  otherwise  perfect or maintain  the  perfection  of any security  interest  or  lien  granted  to  it  hereunder  or to  record  this  Agreement  other  than  any continuation statements filed by the Trustee pursuant to Section 3.20.

         Section 9.02                                                           Trustee  and  Securities
Administrator  May Own  Certificates.  The Trustee and the Securities  Administrator  in their  individual capacities  or in any capacity  other than as Trustee or  Securities  Administrator,  hereunder may become the owner or pledgee of any  Certificates  with the same  rights it would have if it were not the  Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

         Section 9.03                                                  Trustee's    and     Securities
Administrator's  Fees and  Expenses.  The fees and  expenses  of the Trustee  shall be paid in  accordance with a side letter  agreement  between the Trustee and the Master Servicer.  The Securities  Administrator
shall be paid by the Master Servicer from the Master  Servicer's  compensation.  In addition,  the Trustee and the Securities  Administrator  will be entitled to recover from the  Distribution  Account pursuant to
Section  4.05(l) all reasonable  out-of-pocket  expenses,  disbursements  and advances and the expenses of the Trustee and the Securities  Administrator,  respectively,  in connection with such Person's compliance with Section 3.23,  any Event of Default,  any breach of this  Agreement,  the  termination  of the Master
Servicer,  the appointment of a successor  Master  Servicer and, if applicable,  any transfer of servicing as set  forth in  Section  8.02(b),  or as  otherwise  set  forth  herein,  or any  claim or legal  action
(including  any pending or threatened  claim or legal  action)  incurred or made by or against the Trustee or the Securities  Administrator,  respectively,  in the administration of the trusts hereunder (including the  reasonable  compensation,  expenses  and  disbursements  of its  counsel)  except  any such  expense, disbursement  or  advance as may arise  from its  negligence  or  intentional  misconduct  or which is the responsibility  of  the  Certificateholders.  If  funds  in  the  Distribution  Account  are  insufficient therefor,  the Trustee and the  Securities  Administrator  shall recover such expenses from the Depositor.
Such compensation and  reimbursement  obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

         Section 9.04                                                           Eligibility  Requirements
for Trustee  and  Securities  Administrator.  The Trustee  and any  successor  Trustee and the  Securities
Administrator  and any  successor  Securities  Administrator  shall  during  the entire  duration  of this
Agreement  be a state  bank or trust  company  or a  national  banking  association  organized  and  doing business  under the laws of such  state or the United  States of  America,  authorized  under such laws to exercise  corporate trust powers,  having a combined capital and surplus and undivided profits of at least
$40,000,000  or, in the case of a successor  Trustee,  $50,000,000,  subject to supervision or examination by federal or state  authority and, in the case of the Trustee,  rated "BBB" or higher by S&P with respect to their  long-term  rating and rated "BBB" or higher by S&P and "Baa2" or higher by Moody's  with respect to any outstanding  long-term  unsecured  unsubordinated  debt, and, in the case of a successor Trustee or successor  Securities  Administrator other than pursuant to Section 9.10,  rated in one of the two highest long-term debt  categories of, or otherwise  acceptable  to, each of the Rating  Agencies.  If the Trustee publishes  reports  of  condition  at  least  annually,  pursuant  to law or to  the  requirements  of the aforesaid  supervising or examining  authority,  then for the purposes of this  Section 9.06  the combined capital and surplus of such corporation  shall be deemed to be its total equity capital  (combined capital and surplus) as set forth in its most recent  report of condition  so  published.  In case at any time the
Trustee or the Securities  Administrator  shall cease to be eligible in accordance  with the provisions of this  Section 9.06,  the Trustee or the Securities  Administrator  shall resign  immediately in the manner and with the effect specified in Section 9.08.

         Section 9.05                                                           Insurance.   The   Trustee
and the  Securities  Administrator,  at their own  expense,  shall at all times  maintain and keep in full force and effect:  (i) fidelity  insurance,  (ii) theft of documents insurance and (iii) forgery insurance
(which may be  collectively  satisfied  by a  "Financial  Institution  Bond"  and/or a  "Bankers'  Blanket
Bond").  All such insurance shall be in amounts,  with standard  coverage and subject to  deductibles,  as are customary  for insurance  typically  maintained by banks or their  affiliates  which act as custodians for  investor-owned  mortgage  pools.  A  certificate  of an  officer  of the  Trustee  or the  Securities
Administrator as to the Trustee's or the Securities  Administrator's,  respectively,  compliance with this
Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

         Section 9.06                                                           Resignation  and  Removal
of the Trustee and  Securities  Administrator.  (a) The Trustee and the  Securities  Administrator  may at
any time resign and be discharged  from the Trust hereby  created by giving  written notice thereof to the
Depositor and the Master  Servicer,  with a copy to the Rating  Agencies.  Upon  receiving  such notice of
resignation,   the  Depositor  shall  promptly  appoint  a  successor  Trustee  or  successor   Securities
Administrator,  as applicable,  by written instrument,  in triplicate,  one copy of which instrument shall be delivered to each of the resigning Trustee or Securities  Administrator,  as applicable,  the successor
Trustee or Securities  Administrator,  as applicable.  If no successor Trustee or Securities Administrator shall  have been so  appointed  and have  accepted  appointment  within 30 days  after the  giving of such notice of  resignation,  the  resigning  Trustee or  Securities  Administrator  may  petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

         (b)      If at any time the Trustee or the  Securities  Administrator  shall cease to be eligible in  accordance  with the  provisions  of  Section 9.06  and shall  fail to resign  after  written  request therefor by the  Depositor  or if at any time the Trustee or the  Securities  Administrator  shall  become incapable  of acting,  or shall be adjudged a bankrupt or  insolvent,  or a receiver of the Trustee or the
Securities  Administrator,  as applicable,  or of its property  shall be appointed,  or any public officer shall take charge or control of the Trustee or the  Securities  Administrator,  as  applicable,  or of its property or affairs for the purpose of  rehabilitation,  conservation or  liquidation,  then the Depositor shall  promptly  remove the  Trustee,  or shall be entitled  to remove the  Securities  Administrator,  as applicable,  and  appoint a successor  Trustee or  Securities  Administrator,  as  applicable,  by written instrument,  in  triplicate,  one copy of which  instrument  shall be  delivered to each of the Trustee or
Securities   Administrator,   as  applicable,   so  removed,  and  the  successor  Trustee  or  Securities
Administrator, as applicable.

         (c)      The Holders of Certificates  evidencing  Fractional Undivided Interests  aggregating not less than 51% of the Trust Fund may at any time remove the  Trustee or the  Securities  Administrator  and appoint a  successor  Trustee  or  Securities  Administrator  by written  instrument  or  instruments,  in quintuplicate,  signed by such Holders or their  attorneys-in-fact  duly  authorized,  one complete set of which instruments shall be delivered to the Depositor,  the Master Servicer, the Securities  Administrator
(if the Trustee is removed),  the Trustee (if the Securities  Administrator  is removed),  and the Trustee or Securities  Administrator  so removed and the successor so appointed.  In the event that the Trustee or
Securities   Administrator   is  removed  by  the  Holders  of   Certificates   in  accordance  with  this
Section 9.08(c),  the  Holders of such  Certificates  shall be  responsible  for  paying any  compensation payable hereunder to a successor Trustee or successor  Securities  Administrator,  in excess of the amount paid hereunder to the predecessor Trustee or predecessor Securities Administrator, as applicable.

         (d)      No  resignation  or  removal  of  the  Trustee  or  the  Securities   Administrator  and
appointment of a successor Trustee or Securities  Administrator  pursuant to any of the provisions of this
Section 9.08  shall become  effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

         Section 9.07  Successor Trustee and Successor Securities Administrator.  (a)     Any    successor
Trustee or Securities  Administrator appointed as provided in Section 9.08 shall execute,  acknowledge and deliver  to the  Depositor  and to its  predecessor  Trustee or  Securities  Administrator  an  instrument accepting  such  appointment  hereunder.  The  resignation  or  removal  of  the  predecessor  Trustee  or
Securities   Administrator   shall  then  become  effective  and  such  successor  Trustee  or  Securities
Administrator,  without any further  act,  deed or  conveyance,  shall  become  fully  vested with all the rights,  powers,  duties and obligations of its predecessor  hereunder,  with like effect as if originally
named  as  Trustee  or  Securities   Administrator   herein.   The   predecessor   Trustee  or  Securities
Administrator  shall,  after its receipt of payment in full of its outstanding fees and expenses  promptly deliver to the successor  Trustee or Securities  Administrator,  as applicable,  all assets and records of
the  Trust  held  by  it  hereunder,   and  the  Depositor  and  the  predecessor  Trustee  or  Securities
Administrator,  as applicable,  shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and  certainly  vesting and  confirming in the successor  Trustee or
Securities Administrator, as applicable, all such rights, powers, duties and obligations.

         (b)      No successor Trustee or Securities  Administrator  shall accept  appointment as provided in  this  Section 9.09  unless  at the  time of such  acceptance  such  successor  Trustee  or  Securities
Administrator shall be eligible under the provisions of Section 9.06.

         (c)      Upon  acceptance of appointment by a successor  Trustee or Securities  Administrator  as provided in this  Section 9.09,  the successor  Trustee or Securities  Administrator  shall mail notice of the succession of such Trustee or Securities  Administrator  hereunder to all  Certificateholders at their addresses as shown in the  Certificate  Register  and to the Rating  Agencies.  The Company  shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

         Section 9.08 Merger or  Consolidation of Trustee or Securities  Administrator.  Any state bank or trust company or national banking  association into which the Trustee or the Securities  Administrator may be merged  or  converted  or with  which it may be  consolidated  or any state  bank or trust  company  or national banking association  resulting from any merger,  conversion or consolidation to which the Trustee or the Securities  Administrator,  respectively,  shall be a party,  or any state bank or trust company or national banking  association  succeeding to all or  substantially  all of the corporate trust business of the Trustee or the Securities  Administrator,  respectively,  shall be the successor of the Trustee or the
Securities Administrator,  respectively,  hereunder, provided such state bank or trust company or national banking  association  shall be eligible under the provisions of  Section 9.06.  Such  succession  shall be valid without the  execution,  delivery of notice or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.09  Appointment  of  Co-Trustee  or Separate  Trustee.  (a)  Notwithstanding  any other provisions  hereof, at any time, for the purpose of meeting any legal  requirements of any jurisdiction in which any part of the Trust or property  constituting  the same may at the time be located,  the Depositor and the Trustee  acting  jointly  shall have the power and shall  execute and deliver all  instruments  to appoint  one or  more  Persons  approved  by the  Trustee  and  the  Depositor  to  act as  co-trustee  or co-trustees,  jointly with the Trustee,  or separate trustee or separate  trustees,  of all or any part of the Trust, and to vest in such Person or Persons,  in such capacity,  such title to the Trust, or any part thereof,  and, subject to the other provisions of this  Section 9.11,  such powers,  duties,  obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

         (b)      If the  Depositor  shall not have  joined in such  appointment  within 15 days after the receipt by it of a written  request so to do, the  Trustee  shall have the power to make such  appointment without the Depositor.

         (c)      No  co-trustee  or  separate  trustee  hereunder  shall be required to meet the terms of eligibility as a successor Trustee under  Section 9.06  hereunder and no notice to  Certificateholders  of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

         (d)      In the case of any  appointment  of a co-trustee  or separate  trustee  pursuant to this
Section 9.11,  all  rights,  powers,  duties and  obligations  conferred  or imposed  upon the Trustee and required  to be  conferred  on such  co-trustee  shall be  conferred  or  imposed  upon and  exercised  or performed  by the Trustee  and such  separate  trustee or  co-trustee  jointly,  except to the extent that under any law of any  jurisdiction  in which any  particular  act or acts are to be performed  (whether as
Trustee hereunder or as successor to the Master Servicer  hereunder),  the Trustee shall be incompetent or unqualified  to perform  such act or acts,  in which event such  rights,  powers,  duties and  obligations
(including  the holding of title to the Trust or any portion  thereof in any such  jurisdiction)  shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (e)      Any notice,  request or other  writing given to the Trustee shall be deemed to have been given to each of the  then  separate  trustees  and  co-trustees,  as  effectively  as if given to each of them.  Every  instrument  appointing any separate  trustee or co-trustee shall refer to this Agreement and the  conditions  of this Article IX. Each  separate  trustee and  co-trustee,  upon its  acceptance of the trusts  conferred,  shall  be  vested  with  the  estates  or  property  specified  in its  instrument  of appointment,  either jointly with the Trustee or separately,  as may be provided  therein,  subject to all the provisions of this Agreement,  specifically  including  every provision of this Agreement  relating to the  conduct  of,  affecting  the  liability  of, or  affording  protection  to, the  Trustee.  Every such instrument shall be filed with the Trustee.

         (f)      To the extent not  prohibited  by law, any separate  trustee or  co-trustee  may, at any time,  request  the  Trustee,  its agent or  attorney-in-fact,  with full power and  authority,  to do any lawful  act under or with  respect  to this  Agreement  on its  behalf  and in its name.  If any  separate trustee or co-trustee  shall die, become  incapable of acting,  resign or be removed,  all of its estates, properties  rights,  remedies and trusts  shall vest in and be  exercised  by the  Trustee,  to the extent permitted by law, without the appointment of a new or successor Trustee.

         (g)      No  trustee  under this  Agreement  shall be  personally  liable by reason of any act or omission of another  trustee under this  Agreement.  The Depositor and the Trustee  acting  jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Section 9.10      Federal  Information  Returns  and  Reports  to   Certificateholders;   REMIC
Administration.  (a) For federal  income tax  purposes,  the taxable  year of each 2006-7 REMIC shall be a calendar year and the Securities  Administrator  shall  maintain or cause the  maintenance of the books of each such 2006-7 REMIC on the accrual method of accounting.

         (b)      The  Securities  Administrator  shall  prepare  and file or  cause to be filed  with the
Internal  Revenue  Service,  and  the  Trustee  shall  upon  the  written  instruction  of the  Securities
Administrator  sign,  Federal tax  information  returns or elections  required to be made  hereunder  with respect to each  2006-7  REMIC,  the Trust Fund,  if  applicable,  and the  Certificates  containing  such information  and at the times and in the  manner as may be  required  by the Code or  applicable  Treasury regulations,  and the Securities  Administrator  shall furnish to each Holder of  Certificates at any time during the calendar  year for which such returns or reports are made such  statements  or  information  at the times and in the manner as may be required thereby,  including,  without limitation,  reports relating to mortgaged  property that is abandoned or foreclosed,  receipt of mortgage  interests in kind in a trade or business,  a cancellation  of  indebtedness,  interest,  original issue discount and market discount or premium  (using a constant  prepayment  assumption  of 30% CPR for the Group I Mortgage  Loans and 25% CPR
for  the  Group  II  Mortgage   Loans).   The  Securities   Administrator   will  apply  for  an  Employee
Identification  Number from the IRS under Form SS-4 or any other  acceptable  method for all tax entities.
In connection  with the  foregoing,  the Securities  Administrator  shall timely prepare and file, and the
Trustee shall upon the written  instruction of the  Securities  Administrator  sign, IRS Form 8811,  which shall  provide the name and address of the person who can be contacted to obtain  information  required to be reported to the holders of regular  interests in each 2006-7 REMIC (the "REMIC Reporting  Agent").  The
Securities  Administrator  on behalf of the Trustee  shall make  elections to treat each 2006-7 REMIC as a
REMIC (which elections shall apply to the taxable period ending  December 31,  2006 and each calendar year thereafter)  in  such  manner  as the  Code or  applicable  Treasury  regulations  may  prescribe,  and as described  by the  Securities  Administrator.  The  Trustee  shall  upon the  written  instruction  of the
Securities  Administrator  sign all tax information  returns filed pursuant to this  Section and any other returns as may be required  by the Code.  The Holder of the largest  percentage  interest in the  Residual
Certificates  is hereby  designated  as the "Tax  Matters  Person"  (within  the  meaning  of Treas.  Reg.
§§1.860F-4(d))  for each 2006-7 REMIC. The Securities  Administrator is hereby designated and appointed as the agent of each such Tax  Matters  Person.  Any  Holder of a  Residual  Certificate  will by  acceptance thereof appoint the Securities  Administrator as agent and  attorney-in-fact  for the purpose of acting as
Tax Matters  Person for each 2006-7 REMIC during such time as the  Securities  Administrator  does not own any such Residual  Certificate.  In the event that the Code or applicable  Treasury  regulations  prohibit the Trustee from signing tax or information returns or other statements,  or the Securities  Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities  Administrator  shall take whatever  action  that in their sole good  faith  judgment  is  necessary  for the  proper  filing of such information returns or for the provision of a tax matters person,  including  designation of the Holder of the largest  percentage  interest  in a Residual  Certificate  to sign such  returns or act as tax matters person.  Each Holder of a Residual Certificate shall be bound by this Section.

         (c)      The  Securities  Administrator  shall  provide  upon  request and receipt of  reasonable compensation,  such  information as required in Section  860D(a)(6)(B) of the Code to the Internal Revenue
Service,  to any Person purporting to transfer a Residual  Certificate to a Person other than a transferee permitted by  Section 5.05(b),  and to any regulated  investment  company,  real estate  investment trust, common trust fund,  partnership,  trust,  estate,  organization  described in Section 1381 of the Code, or nominee  holding an interest in a pass-through  entity  described in  Section 860E(e)(6)  of the Code, any record  holder of which is not a transferee  permitted by  Section 5.05(b)  (or which is deemed by statute to be an entity with a disqualified member).

         (d)      The  Securities  Administrator  shall  prepare  and file or cause to be  filed,  and the
Trustee shall upon the written  instruction  of the  Securities  Administrator  sign, any state income tax returns required under Applicable State Law with respect to each 2006-7 REMIC or the Trust Fund.

         (e)      Notwithstanding  any other  provision of this  Agreement,  the Securities  Administrator shall  comply with all federal  withholding  requirements  respecting  payments to  Certificateholders  of interest or original issue discount on the Mortgage Loans,  that the Securities  Administrator  reasonably believes  are  applicable  under the Code.  The consent of  Certificateholders  shall not be required  for such  withholding.  In the event the  Securities  Administrator  withholds  any amount  from  interest  or original  issue  discount  payments  or  advances  thereof to any  Certificateholder  pursuant  to federal withholding  requirements,  the Securities  Administrator shall,  together with its monthly report to such
Certificateholders, indicate such amount withheld.

         (f)      The Trustee and the  Securities  Administrator  each agrees to indemnify  the Trust Fund and the Depositor for any taxes and costs including,  without  limitation,  any reasonable  attorneys fees imposed on or incurred by the Trust Fund,  the Depositor or the Master  Servicer,  as a result of a breach by such  party  of such  party's  covenants  set  forth  in this  Section 9.12;  provided,  however,  such liability  and  obligation to indemnify in this  paragraph  shall be several and not joint and the Trustee and the Securities  Administrator  shall not be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this  Agreement  or the breach by the other of any covenant in this Agreement.

                                                ARTICLE X

                                               Termination

         Section 10.01.    Termination  Upon  Repurchase  by EMC or its  Designee or  Liquidation  of the
Mortgage Loans.  (a)         Subject to Section 10.02,  the respective obligations and responsibilities of the Depositor,  the Trustee,  the Master Servicer and the Securities  Administrator  created hereby, other than the obligation of the Securities  Administrator to make payments to  Certificateholders  as set forth in this Section 10.01 shall terminate:

                  (i)      in accordance with Section  10.01(c),  the repurchase by or at the direction of
EMC or its  designee  of all of the  Mortgage  Loans  in each of Loan  Group I and Loan  Group  II  (which repurchase  of the Group I Mortgage  Loans and the Group II Mortgage  Loans may occur on  separate  dates)
and all related REO Property  remaining in the Trust at a price (the  "Termination  Purchase Price") equal to the sum of (without  duplication) (a) 100% of the Outstanding  Principal  Balance of each Mortgage Loan in such Loan  Group (other  than a Mortgage  Loan related to REO  Property) as of the date of  repurchase, net of the principal  portion of any  unreimbursed  Monthly Advances on the Mortgage Loans relating to the
Mortgage  Loans made by the  purchaser,  plus  accrued  but  unpaid  interest  thereon  at the  applicable
Mortgage  Interest  Rate  to,  but not  including,  the  first  day of the  month of  repurchase,  (b) the appraised  value  of any  related  REO  Property,  less  the  good  faith  estimate  of the  Depositor  of liquidation  expenses  to be incurred  in  connection  with its  disposal  thereof  (but not more than the
Outstanding  Principal  Balance of the related  Mortgage  Loan,  together with interest at the  applicable
Mortgage  Interest  Rate  accrued on that balance but unpaid to, but not  including,  the first day of the month of  repurchase),  such  appraisal  to be  calculated  by an  appraiser  mutually  agreed upon by the
Depositor and the Trustee at the expense of the  Depositor,  (c)  unreimbursed  out-of pocket costs of the
Master Servicer,  including  unreimbursed servicing advances and the principal portion of any unreimbursed
Monthly  Advances,  made on the Mortgage Loans in such Loan Group prior to the exercise of such repurchase right,  (d) any costs and damages  incurred by the Trust in connection with any violation of any predatory or abusive  lending laws with respect to a Mortgage Loan, and (e) any  unreimbursed  costs and expenses of the Trustee, the Custodian and the Securities Administrator payable pursuant to Section 9.05;

                  (ii)     the later of the  making  of the final  payment  or other  liquidation,  or any advance with respect  thereto,  of the last Mortgage Loan,  remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided,  however,  that in the event that an advance has been made,  but not yet  recovered,  at the time of such  termination,  the Person having made such  advance  shall be entitled to receive,  notwithstanding  such  termination,  any  payments  received subsequent thereto with respect to which such advance was made; or

                  (iii)    the payment to the  Certificateholders  of all  amounts  required to be paid to them pursuant to this Agreement.

         (b)      In no event,  however,  shall the Trust created hereby continue beyond the expiration of
21  years  from  the  death of the last  survivor  of the  descendants  of  Joseph  P.  Kennedy,  the late
Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

         (c)      (i)      The right of EMC or its  designee  to  repurchase  Group I  Mortgage  Loans and related assets  described in Section  10.01(a)(i)  above shall be exercisable only if the aggregate Stated
Principal  Balance of the Mortgage  Loans at the time of any such  repurchase  is less than 20% of the sum of the Cut-off Date Balance.

                  (ii)     The right of EMC or its  designee to  repurchase  Group II  Mortgage  Loans and related assets  described in Section  10.01(a)(i)  above shall be exercisable only if the aggregate Stated
Principal  Balance of the Mortgage  Loans at the time of any such  repurchase  is less than 10% of the sum of the Cut-off Date Balance.

                  (iii)    The right of EMC or its  designee  to  repurchase  all the  assets of the Trust
Fund described in Section  10.01(a)(i)  above shall also be  exercisable  if the Depositor,  based upon an
Opinion  of  Counsel  addressed  to the  Depositor,  the  Trustee  and the  Securities  Administrator  has
determined  that the REMIC  status of any 2006-7  REMIC has been lost or that a  substantial  risk  exists that such REMIC status will be lost for the then-current taxable year.

                  (iv)     At any time  thereafter,  in the case of (i) and (ii)  above,  EMC may elect to terminate any 2006-7 REMIC at any time,  and upon such  election,  the  Depositor or its  designee,  shall purchase in accordance with Section 10.01(a)(i) above all the assets of the Trust Fund.

         (d)      The   Securities   Administrator   shall  give   notice  of  any   termination   to  the
Certificateholders,  with a copy to the Master  Servicer  and the  Trustee  and the Rating  Agencies  upon which the  Certificateholders  shall surrender  their  Certificates  to the Securities  Administrator  for payment of the final  distribution  and  cancellation.  Such notice  shall be given by letter,  mailed not earlier  than the l5th day and not later than the 25th day of the month next  preceding  the month of such final  distribution,  and  shall  specify  (i) the  Distribution  Date upon  which  final  payment  of the
Certificates  will be made upon  presentation  and surrender of the  Certificates  at the Corporate  Trust
Office of the Securities  Administrator therein designated,  (ii) the amount of any such final payment and
(iii) that the Record Date otherwise  applicable to such  Distribution  Date is not  applicable,  payments being made only upon  presentation  and surrender of the Certificates at the Corporate Trust Office of the
Securities Administrator therein specified.

         (e)      If the  option of EMC to  repurchase  or cause the  repurchase  of all Group I  Mortgage
Loans or the Group II  Mortgage  Loans and the  related  assets  described  in Section  10.01(c)  above is exercised,  EMC and/or its  designee  shall  deliver to the  Securities  Administrator  for deposit in the
Distribution  Account,  by the Business Day prior to the applicable  Distribution Date, an amount equal to the Termination  Purchase Price of the Mortgage Loans being  repurchased on such  Distribution  Date. Upon presentation and surrender of the related Certificates by the related  Certificateholders,  the Securities
Administrator  shall  distribute  to  such   Certificateholders  from  amounts  then  on  deposit  in  the
Distribution  Account an amount determined as follows:  with respect to each such Certificate  (other than the Class II-X  Certificates,  the Residual  Certificates and the Class XP Certificates),  the outstanding
Certificate  Principal  Balance,  plus with  respect to each such  Certificate  (other than the Class II-X
Certificates,  Residual  Certificates and the Class XP Certificates),  one month's interest thereon at the
applicable   Pass-Through  Rate;  and  with  respect  to  the  Class  R  Certificates  and  the  Class  XP
Certificates,  the percentage  interest  evidenced thereby  multiplied by the difference,  if any, between the above  described  repurchase  price and the aggregate  amount to be  distributed to the Holders of the related  Certificates  (other  than the  Residual  Certificates  and the  Class XP  Certificates).  If the
amounts  then on  deposit  in the  Distribution  Account  are  not  sufficient  to pay all of the  related
Certificates  in full (other  than the  Residual  Certificates  and the Class XP  Certificates),  any such deficiency  will be allocated,  in the case of a repurchase of the Group I Mortgage  Loans,  first, to the
Class  I-B  Certificates,  in  inverse  order of their  numerical  designation,  second,  to the Class I-M
Certificates,  in  inverse  order  of  their  numerical  designation,  and  then  to  the  related  Senior
Certificates,  on a pro rata  basis,  and in the case of a  repurchase  of the  Group II  Mortgage  Loans, first, to the Class II-B Certificates,  in inverse order of their numerical  designation,  and then to the related  Senior  Certificates,  on a pro rata basis.  Upon  deposit of the required  repurchase  price and following  such  final  Distribution  Date for the  related  Certificates,  the  Trustee  shall  cause the
Custodian to promptly  release to EMC and/or its designee the Mortgage Files for the remaining  applicable
Mortgage  Loans,  and the  Accounts  with  respect  thereto  shall  terminate,  subject to the  Securities
Administrator's  obligation  to hold  any  amounts  payable  to the  related  Certificateholders  in trust without interest  pending final  distributions  pursuant to Section  10.01(g).  After final  distributions pursuant to Section  10.01(g) to all  Certificateholders,  any other  amounts  remaining  in the  Accounts will belong to the Depositor.

         (f)      In the event that this  Agreement is terminated by reason of the payment or  liquidation of all Mortgage  Loans or the  disposition  of all property  acquired  with respect to all Mortgage  Loans
under  Section  10.01(a)(ii) above,   upon  the  presentation  and  surrender  of  the  Certificates,  the
Securities  Administrator shall distribute to the remaining  Certificateholders,  in accordance with their respective  interests,  all distributable  amounts remaining in the Distribution  Account.  Following such final  Distribution  Date, the Trustee shall release (or shall instruct the Custodian,  on its behalf,  to release)  promptly to the Depositor or its designee the Mortgage Files for the remaining  Mortgage  Loans, and the Distribution  Account shall  terminate,  subject to the Securities  Administrator's  obligation to hold any amounts payable to the  Certificateholders  in trust without interest pending final distributions pursuant to this Section  10.01(f).

         (g)      If  not  all  of  the   Certificateholders   shall  surrender  their   Certificates  for
cancellation  within six months  after the time  specified  in the  above-mentioned  written  notice,  the
Securities  Administrator  shall  give a second  written  notice to the  remaining  Certificateholders  to surrender their  Certificates for cancellation  and receive the final  distribution  with respect thereto.
If within six months after the second notice,  not all the  Certificates  shall have been  surrendered for cancellation,  the  Securities  Administrator  may take  appropriate  steps,  or appoint any agent to take
appropriate   steps,  to  contact  the  remaining   Certificateholders   concerning   surrender  of  their
Certificates,  and the cost thereof  shall be paid out of the funds and other assets which remain  subject to this Agreement.

         (h)      EMC, if it is not the Master Servicer, or its designee,  as applicable,  shall be deemed to  represent  that one of the  following  will be true and  correct:  (i) the  exercise  of the  optional termination  right set forth in Section  10.01  shall not result in a  non-exempt  prohibited  transaction under ERISA or Section 4975 of the Code or (ii) EMC or such designee,  as  applicable,  is (A) not a party in  interest  with  respect  to any Plan  and (B) is not a  "benefit  plan  investor"  (other  than a plan sponsored or maintained by EMC or the designee,  as the case may be,  provided that no assets of such plan are  invested or deemed to be invested in the  Certificates).  If the holder of the  optional  termination right is unable to exercise  such option by reason of the  preceding  sentence,  then the Master  Servicer may exercise such option.

         Section 10.02.    Additional  Termination  Requirements.  (a) If the option of the  Depositor  to repurchase all the Mortgage Loans under Section  10.01(a)(i)  above is exercised,  the Trust Fund and each
2006-7 REMIC shall be terminated in accordance  with the  following  additional  requirements,  unless the
Trustee  has been  furnished  with an Opinion of Counsel  addressed  to the Trustee to the effect that the failure of the Trust to comply  with the  requirements  of this  Section  10.02 will not (i) result in the imposition  of taxes on  "prohibited  transactions"  as defined in Section 860F of the Code on each 2006-7
REMIC or (ii) cause any 2006-7  REMIC to fail to  qualify as a 2006-7  REMIC at any time that any  Regular
Certificates are outstanding:

                  (i)      within 90 days prior to the final  Distribution  Date, at the written direction of Depositor, the Securities  Administrator,  as agent for the respective Tax Matters Persons, shall adopt a plan  of  complete  liquidation  of  each  2006-7  REMIC  in the  case of a  termination  under  Section
10.01(a)(i).  Such plan, which shall be provided to the Securities  Administrator by the Depositor,  shall meet the  requirements  of a "qualified  liquidation"  under Section 860F of the Code and any  regulations thereunder.

                  (ii)     the Depositor shall notify the Trustee and the Securities  Administrator at the commencement  of such  90-day  liquidation  period  and,  at or prior to the time of  making  of the final payment on the Certificates,  the Securities  Administrator  shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii)    at or after the time of adoption of such a plan of complete  liquidation of any
2006-7 REMIC and at or prior to the final Distribution Date, the Securities  Administrator  shall sell for cash all of the  assets of the Trust to or at the  direction  of the  Depositor,  and each  2006-7  REMIC, shall terminate at such time.

         (b)      By their acceptance of the Residual  Certificates,  the Holders thereof hereby (i) agree to adopt such a plan of complete  liquidation of the related 2006-7 REMIC upon the written  request of the
Depositor,  and to take  such  action  in  connection  therewith  as may be  reasonably  requested  by the
Depositor and (ii) appoint the Depositor as their attorney-in-fact,  with full power of substitution,  for purposes of adopting such a plan of complete  liquidation.  The Securities  Administrator on behalf of the
Trustee shall adopt such plan of liquidation by filing the  appropriate  statement on the final tax return of each 2006-7 REMIC.  Upon complete  liquidation or final  distribution of all of the assets of the Trust
Fund, the Trust Fund and each 2006-7 REMIC shall terminate.

                                                ARTICLE XI

                                         Miscellaneous Provisions

         Section 11.01.    Intent of Parties.  The parties  intend that each 2006-7 REMIC shall be treated as a REMIC for federal income tax purposes and that the  provisions of this Agreement  should be construed in furtherance  of this intent.  Notwithstanding  any other express or implied  agreement to the contrary, the Sponsor,  the Master  Servicer,  the  Securities  Administrator,  the  Depositor,  the  Trustee,  each recipient  of the  related  Prospectus  Supplement  and,  by its  acceptance  thereof,  each  holder  of a
Certificate,  agrees  and  acknowledges  that each party  hereto  has  agreed  that each of them and their employees,  representatives  and other agents may disclose,  immediately upon commencement of discussions, to any and all persons the tax  treatment  and tax structure of the  Certificates  and the 2006-7  REMICs, the  transactions  described  herein  and all  materials  of any kind  (including  opinions  and other tax analyses)  that are provided to any of them relating to such tax treatment and tax structure  except where
confidentiality   is  reasonably   necessary  to  comply  with  the  securities  laws  of  any  applicable jurisdiction.  For purposes of this  paragraph,  the terms "tax  treatment" and "tax  structure"  have the meanings set forth in Treasury Regulation Sections 1.6011-4(c), 301.6111-2(c) and 301.6112-1(d).

         Section 11.02.    Amendment.  (a)  This  Agreement  may be  amended  from  time  to  time  by the
Company,  the Depositor,  the Master  Servicer,  the  Securities  Administrator  and the Trustee,  without notice to or the consent of any of the  Certificateholders,  to (i) cure any  ambiguity,  (ii)  correct or supplement any provisions herein that may be defective or inconsistent  with any other provisions  herein,
(iii) conform any provisions  herein to the provisions in the Prospectus,  (iv) comply with any changes in the Code,  (v) to revise or correct  any  provisions  to reflect  the  obligations  of the parties to this
Agreement as they relate to  Regulation  AB or (vi) make any other  provisions  with respect to matters or questions  arising  under this  Agreement  which shall not be  inconsistent  with the  provisions  of this
Agreement;  provided,  however, that with respect to clauses (iv) and (vi) of this Section 11.02(a),  such action shall not, as evidenced by an Opinion of Independent Counsel,  addressed to the Trustee,  adversely affect  in  any  material  respect  the  interests  of  any  Certificateholder.  Notwithstanding  anything contained in Section 3.23,  this Agreement  shall not be amended  without the agreement of all the parties hereto.

         (b)      This  Agreement  may  also be  amended  from  time to time by the  Company,  the  Master
Servicer,  the Depositor,  the Securities  Administrator  and the Trustee,  with the consent of Holders of the Certificates  evidencing not less than 51% of the aggregate outstanding  Certificate Principal Balance of the  Certificates  included  in the Loan Group  affected  thereby  (or,  of each Class of  Certificates evidencing  not less than 51% of the aggregate  outstanding  Certificate  Principal  Balance of each Class affected  thereby,  if such  amendment  affects  only such Class or Classes) for the purpose of adding any provisions  to or changing in any manner or  eliminating  any of the  provisions  of this  Agreement or of modifying in any manner the rights of the  Certificateholders;  provided,  however, that no such amendment shall  (i) reduce  in any manner the amount of, or delay the  timing of,  payments  received  on  Mortgage
Loans which are required to be  distributed on any  Certificate  without the consent of the Holder of such
Certificate,  (ii) reduce the aforesaid  percentage of  Certificates  the Holders of which are required to consent to any such amendment,  without the consent of the Holders of all Certificates  then  outstanding, or  (iii) cause  any 2006-7  REMIC to fail to  qualify as a REMIC for  federal  income  tax  purposes,  as evidenced by an Opinion of  Independent  Counsel  addressed to the Trustee  which shall be provided to the
Trustee other than at the Trustee's expense.  Notwithstanding  any other provision of this Agreement,  for purposes  of the  giving or  withholding  of  consents  pursuant  to this  Section 11.02(b),  Certificates registered in the name of or held for the benefit of the  Depositor,  the  Securities  Administrator,  the
Master  Servicer,  or the Trustee or any  Affiliate  thereof  shall be  entitled to vote their  Fractional
Undivided Interests with respect to matters affecting such Certificates.

         (c)      Promptly after the execution of any such amendment,  the Securities  Administrator shall furnish a copy of such  amendment  or written  notification  of the  substance  of such  amendment to each
Certificateholder, the Rating Agencies and the Trustee.

         (d)      In the case of an amendment  under  Section  11.02(b)  above,  it shall not be necessary for the  Certificateholders  to approve the  particular  form of such an  amendment.  Rather,  it shall be sufficient  if the  Certificateholders  approve the  substance of the  amendment.  The manner of obtaining such consents and of evidencing the  authorization of the execution  thereof by  Certificateholders  shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

         (e)      Prior  to the  execution  of any  amendment  to  this  Agreement,  the  Trustee  and the
Securities  Administrator  shall be entitled to receive and rely upon an Opinion of Counsel  addressed  to the Trustee and the  Securities  Administrator  stating that the execution of such amendment is authorized or  permitted  by this  Agreement.  The Trustee and the  Securities  Administrator  may,  but shall not be
obligated  to,  enter  into  any  such   amendment   which   affects  the  Trustee's  or  the   Securities
Administrator's own respective rights, duties or immunities under this Agreement.

         Section 11.03.    Recordation  of  Agreement.  To the extent  permitted by  applicable  law, this
Agreement is subject to recordation  in all  appropriate  public offices for real property  records in all the  counties  or other  comparable  jurisdictions  in which any or all of the  Mortgaged  Properties  are situated,  and in any other appropriate  public recording office or elsewhere.  The Depositor shall effect such  recordation,  at the  expense of the Trust upon the request in writing of a  Certificateholder,  but only if  such  direction  is  accompanied  by an  Opinion  of  Counsel  (provided  at the  expense  of the
Certificateholder  requesting  recordation)  to the effect  that such  recordation  would  materially  and beneficially affect the interests of the Certificateholders or is required by law.

         Section 11.04.    Limitation  on Rights of  Certificateholders.  (a) The death or  incapacity  of
any   Certificateholder   shall  not   terminate   this   Agreement   or  the  Trust,   nor  entitle  such
Certificateholder's  legal  representatives  or  heirs to claim an  accounting  or to take any  action  or proceeding  in any court for a  partition  or winding up of the Trust,  nor  otherwise  affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b)      Except as expressly  provided in this Agreement,  no  Certificateholders  shall have any right to vote or in any manner  otherwise  control  the  operation  and  management  of the Trust,  or the obligations of the parties  hereto,  nor shall anything herein set forth, or contained in the terms of the
Certificates,  be  construed so as to establish  the  Certificateholders  from time to time as partners or members of an  association;  nor shall any  Certificateholders  be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c)      No  Certificateholder  shall have any right by virtue of any provision of this Agreement to  institute  any suit,  action or  proceeding  in equity or at law upon,  under or with  respect to this
Agreement  against the Depositor,  the Securities  Administrator,  the Master Servicer or any successor to any such  parties  unless  (i) such  Certificateholder  previously  shall  have  given  to the  Securities
Administrator  a  written  notice of a  continuing  default,  as  herein  provided,  (ii) the  Holders  of
Certificates  evidencing  Fractional  Undivided Interests  aggregating not less than 51% of the Trust Fund shall have made written  request upon the Trustee to institute such action,  suit or proceeding in its own name as Trustee  hereunder  and shall have  offered to the Trustee  such  reasonable  indemnity  as it may require  against the costs and expenses and liabilities to be incurred  therein or thereby,  and (iii) the
Trustee,  for 60 days  after its  receipt  of such  notice,  request  and offer of  indemnity,  shall have neglected or refused to institute any such action, suit or proceeding.

         (d)      No one or more  Certificateholders  shall have any right by virtue of any  provision  of this  Agreement  to  affect  the  rights of any  other  Certificateholders  or to obtain or seek to obtain priority  or  preference  over any other  such  Certificateholder,  or to  enforce  any right  under  this
Agreement,  except in the manner  herein  provided  and for the equal,  ratable and common  benefit of all
Certificateholders.  For the protection and  enforcement  of the  provisions of this  Section 11.04,  each and every  Certificateholder  and the Trustee  shall be entitled to such relief as can be given  either at law or in equity.

         Section 11.05.    Acts  of   Certificateholders.   (a)  Any   request,   demand,   authorization,
direction,  notice,  consent,  waiver or other action  provided by this  Agreement to be given or taken by
Certificateholders  may be embodied in and evidenced by one or more instruments of  substantially  similar tenor signed by such  Certificateholders  in person or by an agent duly  appointed  in writing.  Except as herein  otherwise  expressly  provided,  such  action  shall  become  effective  when such  instrument  or instruments  are delivered to the Securities  Administrator  and, where it is expressly  required,  to the
Depositor.  Proof of execution of any such  instrument or of a writing  appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Securities  Administrator  and the Depositor, if made in the manner provided in this Section 11.05.

         (b)      The fact and date of the  execution by any Person of any such  instrument or writing may be proved by the  affidavit  of a witness of such  execution  or by a  certificate  of a notary  public or other officer authorized by law to take  acknowledgments of deeds,  certifying that the individual signing such  instrument  or writing  acknowledged  to him the  execution  thereof.  Where such  execution is by a signer acting in a capacity  other than his or her  individual  capacity,  such  certificate  or affidavit shall also  constitute  sufficient  proof of his or her  authority.  The fact and date of the execution of any such  instrument  or writing,  or the  authority of the  individual  executing  the same,  may also be proved in any other manner which the Securities Administrator deems sufficient.

         (c)      The  ownership  of  Certificates  (notwithstanding  any  notation of  ownership or other writing  on  such  Certificates,  except  an  endorsement  in  accordance  with  Section 5.02  made  on  a
Certificate  presented in accordance with Section 5.04) shall be proved by the Certificate  Register,  and neither the Trustee, the Securities  Administrator,  the Depositor,  the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

         (d)      Any request, demand,  authorization,  direction, notice, consent, waiver or other action of the holder of any  Certificate  shall bind every future holder of the same  Certificate  and the holder of every Certificate  issued upon the registration of transfer or exchange thereof,  if applicable,  or in lieu  thereof  with  respect  to  anything  done,  omitted  or  suffered  to be done by the  Trustee,  the
Securities  Administrator,  the  Depositor,  the Master  Servicer  or any  successor  to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

         (e)      In  determining  whether  the  Holders  of  the  requisite  percentage  of  Certificates evidencing  Fractional  Undivided  Interests  have given any request,  demand,  authorization,  direction, notice,  consent or waiver hereunder,  Certificates  owned by the Trustee,  the Securities  Administrator, the Depositor,  the Master  Servicer or any Affiliate  thereof shall be  disregarded,  except as otherwise provided in  Section 11.02(b)  and except that, in  determining  whether the Trustee shall be protected in relying  upon any such  request,  demand,  authorization,  direction,  notice,  consent  or  waiver,  only
Certificates  which a  Responsible  Officer  of the  Trustee  actually  knows to be so  owned  shall be so disregarded.  Certificates  which  have  been  pledged  in  good  faith  to the  Trustee,  the  Securities
Administrator,  the  Depositor,  the  Master  Servicer  or  any  Affiliate  thereof  may  be  regarded  as outstanding  if the pledgor  establishes  to the  satisfaction  of the Trustee the pledgor's  right to act with  respect  to such  Certificates  and  that  the  pledgor  is not an  Affiliate  of the  Trustee,  the
Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

         Section 11.06.    Governing  Law.  THIS  AGREEMENT  AND THE  CERTIFICATES  SHALL BE  CONSTRUED IN
ACCORDANCE  WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT  REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER
THAN SECTION 5-1401 OF THE GENERAL  OBLIGATIONS  LAW, WHICH THE PARTIES HERETO  EXPRESSLY RELY UPON IN THE
CHOICE OF SUCH LAW AS THE  GOVERNING  LAW  HEREUNDER)  AND THE  OBLIGATIONS,  RIGHTS AND  REMEDIES  OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.07.    Notices.  All demands and  notices  hereunder  shall be in writing and shall be deemed given when  delivered at (including  delivery by facsimile)  or mailed by registered  mail,  return receipt  requested,  postage  prepaid,  or by  recognized  overnight  courier,  to (i) in  the case of the
Depositor,  Structured Asset Mortgage  Investments II Inc., 383 Madison Avenue,  New York, New York 10179,
Attention:   Chief   Counsel,   and  with   respect  to  Reg  AB   notifications   to  the   Depositor  at
regabnotifications@bear.com;  (ii) in the case of the Trustee,  at its  Corporate  Trust  Office,  or such other address as may hereafter be furnished to the other parties  hereto in writing;  (iii) in the case of the  Company,  383  Madison  Avenue,  New  York,  New York  10179,  Attention:  Vice  President-Servicing,
telecopier  number:  (212)  272-5591,  or to such other address as may hereafter be furnished to the other parties  hereto in writing;  (iv) in the case of the Master  Servicer or Securities  Administrator,  Wells
Fargo Bank,  National  Association,  P.O. Box 98,  Columbia  Maryland  21046 (or, in the case of overnight deliveries,  9062 Old Annapolis Road,  Columbia,  Maryland 21045)  (Attention:  Corporate Trust Services -
BSALTA  2006-7),  facsimile  no.: (410)  715-2380,  or such other address as may hereafter be furnished to the  other  parties  hereto in  writing;  or (v) in the case of the  Rating  Agencies,  Moody's  Investors
Service,  Inc.,  99 Church  Street,  New York,  New York  10007,  Standard  & Poor's,  a  division  of The
McGraw-Hill  Companies,  Inc.,  55 Water Street,  New York,  New York 10041 and Fitch  Ratings,  One State
Street  Plaza,  New York,  NY 10004.  Any notice  delivered to the  Depositor,  the Master  Servicer,  the
Securities  Administrator  or the Trustee under this Agreement  shall be effective only upon receipt.  Any notice  required or permitted  to be mailed to a  Certificateholder,  unless  otherwise  provided  herein, shall be given by first-class mail,  postage prepaid,  at the address of such  Certificateholder  as shown in the  Certificate  Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed,  whether or not the Certificateholder  receives such notice.

         Section 11.08.    Severability  of Provisions.  If any one or more of the covenants,  agreements, provisions  or  terms of this  Agreement  shall be for any  reason  whatsoever  held  invalid,  then  such covenants,  agreements,  provisions  or terms  shall be  deemed  severed  from  the  remaining  covenants, agreements,  provisions  or  terms  of  this  Agreement  and  shall  in no  way  affect  the  validity  or enforceability  of the other  provisions  of this  Agreement or of the  Certificates  or the rights of the holders thereof.

         Section 11.09.    Successors  and Assigns.  The  provisions  of this  Agreement  shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 11.10.    Article and  Section Headings.  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11.    Counterparts.  This Agreement may be executed in two or more  counterparts each of which when so executed and delivered  shall be an original but all of which together  shall  constitute one and the same instrument.

         Section 11.12.    Notice to Rating  Agencies.  The article and  section  headings  herein are for convenience  of  reference  only,  and shall not  limited or  otherwise  affect the  meaning  hereof.  The
Securities  Administrator  shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Securities Administrator has actual knowledge:

         1.       Any material change or amendment to this Agreement or the Servicing Agreements;

         2.                The occurrence of any Event of Default that has not been cured;

         3.                The  resignation  or  termination  of the Master  Servicer,  the Trustee or the
Securities Administrator;

         4.                The repurchase or substitution of any Mortgage Loans;

         5.                The final payment to Certificateholders; and

         6.                Any change in the location of the Distribution Account.

         IN  WITNESS  WHEREOF,  the  Depositor,  the  Trustee,  the  Master  Servicer  and the  Securities
Administrator  have caused their names to be signed hereto by their  respective  officers  thereunto  duly authorized as of the day and year first above written.

                                                             STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as
                                                             Depositor
                                                             By:  /s/ Baron Silverstein
                                                             Name:  Baron Silverstein
                                                             Title:  Senior Managing Director

                                                             CITIBANK, N.A., as Trustee
                                                             By:    /s/ John Hannon
                                                             Name:  John Hannon
                                                             Title:  Vice President

                                                             WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master
                                                             Servicer
                                                             By:   /s/ Stacey Taylor
                                                             Name:  Stacey Taylor
                                                             Title:  Vice President

                                                             WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                                             Securities Administrator
                                                             By:    /s/ Stacey Taylor
                                                             Name:  Stacey Taylor
                                                             Title:  Vice President

                                                             EMC MORTGAGE CORPORATION
                                                             By:   Sue Stepanek
                                                             Name: Sue Stepanek
                                                             Title:     EVP

Accepted and Agreed as to
Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c)
in its capacity as Sponsor

EMC MORTGAGE CORPORATION
By:     William Glasgow, Jr.
Name: William Glasgow, Jr.
Title:  EVP

STATE OF NEW YORK                             )
                                              ) ss.:
COUNTY OF NEW YORK                            )

         On the 31st day of October 2006, before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments
II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Michelle Sterling
                                                              Notary Public

[Notarial Seal]

STATE OF NEW YORK                             )
                                              ) ss.:
COUNTY OF NEW YORK                            )

         On the 31st day of October 2006, before me, a notary public in and for said State, personally appeared John Hannon, known to me to be a [Vice President] of Citibank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Zenaida Santiago
                                                              Notary Public

[Notarial Seal]

STATE OF MARYLAND                     )
                                      ) ss.:
CITY OF ANN ANNENDALE                 )

         On the 31st day of October 2006, before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, National Association,
the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Jennifer Richardson
                                                              Notary Public

[Notarial Seal]

STATE OF MARYLAND                     )
                                      ) ss.:
CITY OF BALTIMORE                     )

         On the 31st day of October 2006, before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, National Association,
the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Jennifer Richardson
                                                              Notary Public

[Notarial Seal]

STATE OF TEXAS                        )
                                      ) ss.:
COUNTY OF DALLAS                      )

         On the 31st day of October 2006, before me, a notary public in and for said State, personally appeared Sue Stepanek, known to me to be Executive Vice President of EMC Mortgage Corporation, the
corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Alfie Kearney
                                                              Notary Public

[Notarial Seal]

STATE OF TEXAS                        )
                                      ) ss.:
COUNTY OF DALLAS                      )

         On the 31st day of October 2006, before me, a notary public in and for said State, personally appeared William Glasgow, Jr., known to me to be Executive Vice President of EMC Mortgage Corporation,
the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                              /s/ Alfie Kearney
                                                              Notary Public

[Notarial Seal]

                                                                                                APPENDIX 1

                                              Group II-2

The principal amount of each Exchanged Class is equal to the principal amount of Class II-2A-1B
Certificates. The Class II-2A-1B Certificates may be exchanged with the various combinations of the
Class II-2X-2, Class II-2X-3, Class II-2X-4 and Class II-2X-5 Certificates (the "Group II-2 Strip
Certificates") set forth below. The notional amount of any Group II-2 Strip Certificate exchanged must equal the current principal amount of the Class II-2A-1B Certificate with which it is exchanged. The passthrough rate of the Exchanged Class will equal the sum of the pass-through rates of the related
Exchangeable Classes.

             Exchangeable Classes                  Exchanged Classes      Pass-Through Rate

              II-2A-1B, II-2X-4                         I-AE-1                WAC-0.79%
              II-2A-1B, II-2X-3                         I-AE-2                WAC-0.69%
          II-2A-1B, II-2X-3, II-2X-4                    I-AE-3                WAC-0.59%
     II-2A-1B, II-2X-3, II-2X-4, II-2X-5                I-AE-4                WAC-0.49%
 II-2A-1B, II-2X-2, II-2X-3, II-2X-4, II-2X-5           I-AE-5                   WAC

                                                                                                         APPENDIX 2

                               Calculation of REMIC I Y Principal Reduction Amounts

         For any Distribution Date the amounts by which the Uncertificated Principal Balances of REMIC I Regular
Interests Y-1, Y-2 and Y-3, respectively, will be reduced on such Distribution Date by the allocation of Realized
Losses and the distribution of principal, determined as follows:

First, for each of Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3, determine the weighted average of the Net Rates of the Mortgage Loans in that Sub-Loan Group for distributions of interest that will be made on the next succeeding Distribution Date (the "Group Interest Rate").  The Class Y Principal Reduction
Amounts will be determined pursuant to the "Generic Solution for the Class Y Principal Reduction Amounts" set
forth below (the "Generic Solution") by making identifications among the actual Sub-Loan Groups and their related
Class Y and Class Z Regular Interests and weighted average net rates and the Groups named in the Generic Solution and their related Class Y and Class Z Regular Interests as follows:

A.  Determine which Sub-Loan Group has the lowest Group Interest Rate.  That Sub-Loan Group will be identified with Group AA and the Class Y Regular Interest and Class Z Regular Interest related to that Sub-Loan Group will be respectively identified with the Class YAA and Class ZAA Certificates.  The Group Interest Rate for that
Sub-Loan Group will be identified with J%.  If two or more Sub-Loan Groups have the lowest Group Interest Rate pick one for this purpose, subject to the restriction that each Sub-Loan Group may be picked only once in the course of any such selections pursuant to paragraphs A through C of this definition.

B. Determine which Sub-Loan Group has the second lowest Group Interest Rate.  That Sub-Loan Group will be identified with Group BB and the Class Y Regular Interest and Class Z Regular Interest related to that Sub-Loan
Group will be respectively identified with the Class BB and Class ZBB Certificates.  The Group Interest Rate for
that Sub-Loan Group will be identified with K%.  If two or more Sub-Loan Groups have the second lowest Group
Interest Rate pick one for this purpose, subject to the restriction that each Sub-Loan Group may be picked only once in the course of any such selections pursuant to paragraphs A through C of this definition.

C.  Determine which Sub-Loan Group has the third lowest Group Interest Rate.  That Sub-Loan Group will be identified with Group CC and the Class Y Regular Interest and Class Z Regular Interest related to that Sub-Loan
Group will be respectively identified with the Class YCC and Class ZCC Certificates.  The Group Interest Rate for
that Sub-Loan Group will be identified with L%.  If two or more Sub-Loan Groups have the third lowest Group
Interest Rate pick one for this purpose, subject to the restriction that each Sub-Loan Group may be picked only once in the course of any such selections pursuant to paragraphs A through C or this definition.

Generic Solution for Class Y Principal Reduction Amounts:
For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

PJB =    the Group AA Subordinate Percentage after the allocation of Realized Losses and distributions of principal on such Distribution Date.

PLB =    the Group CC Subordinate Percentage after the allocation of Realized Losses and distributions of principal on such Distribution Date.

PKB =    the Group BB Subordinate Percentage after the allocation of Realized Losses and distributions of principal on such Distribution Date.

R =      the Class CB Certificate Interest Rate = (J%PJB + L%PLB + K%PKB)/(PJB + PLB + PKB)

R1 =     the weighted average of the Group Interest Rates for Group AA and Group BB
         = (J% (Pj - ΔPj) + K% (Pk - ΔPk))/(Pj - ΔPj + Pk - ΔPk)

R2 =     the weighted average of the Group Interest Rates for Group CC and Group BB
         = (L% (Pl - ΔPl) + K% (Pk - ΔPk))/(Pl - ΔPl + Pk - ΔPk)

r1 =     the weighted average of the Class YAA and Class YBB Certificate Interest Rates
         = (J% Yj + K% Yk)/(Yj + Yk)

r2 =     the weighted average of the Class YCC and Class YBB Certificate Interest Rates
         = (L% Yl + K% Yk)/(Yl + Yk)

Yj =     the Class YAA Uncertificated Principal Balance after distributions on the prior Distribution Date.

Yl =     the Class YCC Uncertificated Principal Balance after distributions on the prior Distribution Date.

Yk =     the Class YBB Uncertificated Principal Balance after distributions on the prior Distribution Date.

ΔYj =       the Class YAA Principal Reduction Amount.

ΔYl =       the Class YCC Principal Reduction Amount.

ΔYk =       the Class YBB Principal Reduction Amount.

Zj =     the Class ZAA Uncertificated Principal Balance after distributions on the prior Distribution Date.

Zl =     the Class ZCC Uncertificated Principal Balance after distributions on the prior Distribution Date.

Zk =     the Class ZBB Uncertificated Principal Balance after distributions on the prior Distribution Date.

ΔZj =       the Class ZAA Principal Reduction Amount.

ΔZl =       the Class ZCC Principal Reduction Amount.

ΔZk =       the Class ZBB Principal Reduction Amount.

Pj =     the aggregate of the Class YAA and Class ZAA Uncertificated Principal Balances after distributions on the prior Distribution Date, which is equal to the aggregate principal balance of the Group AA Mortgage
         Loans reduced by the Class R-1 Principal Balance, if applicable.
=        Yj + Zj

Pl =     the aggregate of the Class YCC and Class ZCC Principal Balances after distributions on the prior
         Distribution Date, which is equal to the aggregate principal balance of the Group CC Loans reduced by the Class R-1 Principal Balance, if applicable.
    =    Yl + Zl =

Pk =     the aggregate of the Class YBB and Class ZBB Principal Balances after distributions on the prior
         Distribution Date, which is equal to the aggregate principal balance of the Group BB Loans reduced by the Class R Certificate Principal Balance, if any.
=        Yk + Zk

ΔPj =       the aggregate principal reduction resulting on such Distribution Date on the Group AA Mortgage
         Loans as a result of principal distributions (exclusive of any distributions made pursuant to clause
         (d)(i) of the definition of the REMIC I Distribution Amount) to be made and Realized Losses to be allocated on such Distribution Date, reduced by the portion, if any, of such reduction allocable to
         Component I of the Class R Certificates, which is equal to the aggregate of the Class YAA and Class ZAA
         Principal Reduction Amounts.
=        ΔYj + ΔZj

ΔPl=        the aggregate principal reduction resulting on such Distribution Date on the Group CC Mortgage
         Loans as a result of principal distributions (exclusive of any distributions made pursuant to clause
         (d)(i) of the definition of the REMIC I Distribution Amount) to be made and Realized Losses to be allocated on such Distribution Date, reduced by the portion, if any, of such reduction allocable to
         Component I of the Class R Certificates, which is equal to the aggregate of the Class YCC and Class ZCC
         Principal Reduction Amounts.
=        ΔYl + ΔZl

ΔPk =       the aggregate principal reduction resulting on such Distribution Date on the Group BB Mortgage
         Loans as a result of principal distributions (exclusive of any distributions made pursuant to clause
         (d)(i) of the definition of the REMIC I Distribution Amount) to be made and Realized Losses to be allocated on such Distribution Date, reduced by the portion, if any, of such reduction allocable to
         Component I of the Class R Certificates, which is equal to the aggregate of the Class YBB and Class ZBB
         Principal Reduction Amounts.
=        ΔYk + ΔZk

α =         .0005

γ1 =        (R - R1)/(L% - R).  If R=>K%, γ1 is a non-negative number unless its denominator is zero, in which event it is undefined.

γ2 =        (R - J%)/( R2 - R).  If R<K%, γ2 is a non-negative number.

If γ1 is undefined, ΔYj = Yj, ΔYl = (Yl/Pl)ΔPl, and ΔYk = Yk.

If γ2 is zero, ΔYl = Yl, ΔYj = (Yj/Pj)ΔPj, and ΔYk = Yk.

In the remaining situations, ΔYj, ΔYl and ΔYk shall be defined as follows:

I.  If R=>K% and r1=> R1, make the following additional definitions:

δYk =       ((J% - R1)/(K% - R1))Yj + Yk

δYk is a number between Yk and 0 such that (J%Yj + K%( Yk.- δYk))/(Yj + Yk.- δYk) = R1.

Y4 =     Yj + Yk.- δYk

P4 =     Pj + Pk.

ΔY4 =    ΔYj + <W041>Yk.- δYk

1.   If Yl - α(Pl - ΔPl) => 0, Y4- α(P4 - ΔP4) => 0, and γ1(P4 - ΔP4) < (Pl -
     ΔPl), ΔYl = Yl - αγ1(P4 - ΔP4) and ΔY4 = Y4 - α(P4 - ΔP4).

2.   If Yl - α(Pl - ΔPl) => 0, Y4 - α(P4 - ΔP4) => 0, and γ1(P4 - ΔP4) =>
     (Pl - ΔPl), ΔYl = Yl - α(Pl - ΔPl) and
     ΔY4 = Y4 - (α/γ1)(Pl - ΔPl).

3.   If Yl - α(Pl - ΔPl) < 0, Y4 - α(P4 - ΔP4) => 0, and Y4 - α(P4 - ΔP4) =>
     Y4 - (Yl/γ1), ΔYl = Yl - αγ1(P4 - ΔP4) and
     ΔY4 = Y4 - α(P4 - ΔP4).

4.   If Yl - α(Pl - ΔPl) < 0, Y4 - (Yl/γ1) => 0, and
     Y4 - α(P4 - ΔP4) <= Y4 - (Yl/γ1), ΔYl = 0 and ΔY4 = Y4 - (Yl/γ1).

5.   If Y4 - α(P4 - ΔP4) < 0, Y4 - (Yl/γ1) < 0, and
     Yl - α(Pl - ΔPl) <= Yl - (γ1Y4), ΔYl = Yl - (γ1Y4) and ΔY4 = 0.

6.   If Y4 - α(P4 - ΔP4) < 0, Yl - α(Pl - ΔPl) => 0, and Yl - α(Pl - ΔPl) =>
     Yl - (γ1Y4), ΔYl = Yl - α(Pl - ΔPl) and
     ΔY4 = Y4 - (α/γ1)(Pl - ΔPl).

ΔYj = [Yj/(Yj + Yk - δYk)]<W041>Y4

ΔYk = δYk + [(Yk - δYk)/(Yj + Yk - δYk)]<W041>Y4

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized
Losses and defining the Class Y and Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

     1.  Making the ratio of (Yl - ΔYl ) to (Y4 - ΔY4 ) equal to γ1 after taking account of the allocation
         Realized Losses and the distributions that will be made through the end of the Distribution Date to which such provisions relate and assuring that the Principal Reduction Amount for each of the Class YAA,
         Class YCC, Class YBB, Class ZAA Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such Distribution Date;
     2.  Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the
         Class YAA and Class ZAA Uncertificated Principal Balances, the Class YCC Uncertificated Principal
         Balance less than or equal to 0.0005 of the sum of the Class YCC and Class ZCC Uncertificated Principal
         Balances and the Class YBB Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
     3.  Making the larger of (a) the fraction whose numerator is (Yl - ΔYl ) and whose denominator is the sum of
         (Yl - ΔYl) and (Zl - ΔZl) and (b) the fraction whose numerator is (Y4 - ΔY4) and whose denominator is the sum of (Y4 - ΔY4), (Zj - ΔZj) and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a)
the principal portion of Realized Losses to be allocated on the related Distribution Date for the related
Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the related Sub-Loan Group or after reduction thereof by the distributions to be made on such Distribution Date (i) to the Class II-X-B1
Certificates, Class II-X-B2 Certificates or Class II-X-B3 Certificates, as applicable, and (ii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY4 between ΔYj and ΔYk cannot be achieved because either ΔYj as so defined is greater than ΔPj or ΔYk as so defined is greater than ΔPk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYj < ΔPj and ΔYk < ΔPk.

II.  If R=>K% and r1<R1, make the following additional definitions:

δYj =       Yj + ((R1 - K%)/(R1 - J%))Yk

δYj is a number between Yj and 0 such that (J%(Yj - δYj)  + K%Yk)/(Yj - δYj + Yk.) = R1.

Y5 =     Yj - δYj + Yk.

P5 =     Pj + Pk.

ΔY5 =    ΔYj - δYj + ΔYk.

1.   If Yl - α(Pl - ΔPl) => 0, Y5- α(P5 - ΔP5) => 0, and γ1(P5 - ΔP5) < (Pl -
     ΔPl), ΔYl = Yl - αγ1(P5 - ΔP5) and ΔY5 = Y5 - α(P5 - ΔP5).

2.   If Yl - α(Pl - ΔPl) => 0, Y5 - α(P5 - ΔP5) => 0, and γ1(P5 - ΔP5) =>
     (Pl - ΔPl), ΔYl = Yl - α(Pl - ΔPl) and
     ΔY5 = Y5 - (α/γ1)(Pl - ΔPl).

3.   If Yl - α(Pl - ΔPl) < 0, Y5 - α(P5 - ΔP5) => 0, and Y5 - α(P5 - ΔP5) =>
     Y5 - (Yl/γ1), ΔYl = Yl - αγ1(P5 - ΔP5) and
     ΔY5 = Y5 - α(P5 - ΔP5).

4.   If Yl - α(Pl - ΔPl) < 0, Y5 - (Yl/γ1) => 0, and
     Y5 - α(P5 - ΔP5) <= Y5 - (Yl/γ1), ΔYl = 0 and ΔY5 = Y5 - (Yl/γ1).

5.   If Y5 - α(P5 - ΔP5) < 0, Y5 - (Yl/γ1) < 0, and
     Yl - α(Pl - ΔPl) <= Yl - (γ1Y5), ΔYl = Yl - (γ1Y5) and ΔY5 = 0.

6.   If Y5 - α(P5 - ΔP5) < 0, Yl - α(Pl - ΔPl) => 0, and Yl - α(Pl - ΔPl) =>
     Yl - (γ1Y5), ΔYl = Yl - α(Pl - ΔPl) and
     ΔY5 = Y5 - (α/γ1)(Pl - ΔPl).

ΔYj = δYj + [(Yj - δYj)/(Yj - δYj + Yk)]ΔY5

ΔYk = [Yk/(Yj - δYj + Yk)]ΔY5

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized
Losses and defining the Class Y and Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

     1.  Making the ratio of (Yl - ΔYl) to (Y5 - ΔY5) equal to γ1 after taking account of the allocation
         Realized Losses and the distributions that will be made through end of the Distribution Date to which such provisions relate and assuring that the Principal Reduction Amount for each of the Class YAA, Class
         YCC, Class YBB, Class ZAA Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such Distribution Date;
     2.  Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the
         Class YAA and Class ZAA Uncertificated Principal Balances, the Class YCC Uncertificated Principal
         Balance less than or equal to 0.0005 of the sum of the Class YCC and Class ZCC Uncertificated Principal
         Balances and the Class YBB Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
     3.  Making the larger of (a) the fraction whose numerator is (Yl - ΔYl) and whose denominator is the sum of
         (Yl - ΔYl) and (Zl - ΔZl) and (b) the fraction whose numerator is (Y5 - ΔY5) and whose denominator is the sum of (Y5 - ΔY5), (Zj - ΔZj) and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a)
the principal portion of Realized Losses to be allocated on the related Distribution Date for the related
Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the related Sub-Loan Group or after reduction thereof by the distributions to be made on such Distribution Date  (i) to the Class II-X-B1
Certificates, Class II-X-B2 Certificates or Class II-X-B3 Certificates, as applicable, and (ii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY5 between ΔYj and ΔYk cannot be achieved because either ΔYj as so defined is greater than ΔPj or ΔYk as so defined is greater than <W041>Pk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYj < ΔPj and
ΔYk < ΔPk.

III.  If R<=K% and r2=> R2, make the following additional definitions:

δYl =       ((K% - R2)/(L% - R2))Yk + Yl

δYl is a number between Yl and 0 such that (K%Yk + L%( Yl.- δYl))/(Yk + Yl.- δYl) = R2.

Make the following additional definitions:

Y6 =     Yl - δYl + Yk.

P6 =     Pl + Pk.

ΔY6 =    ΔYl - δYl + ΔYk.

1.   If Y6 - α(P6 - ΔP6) => 0, Yj- α(Pj - ΔPj) => 0, and γ2(Pj - ΔPj) < (P6 -
     ΔP6), ΔY6 = Y6 - αγ2(Pj - ΔPj) and ΔYj = Yj - α(Pj - ΔPj).

2.   If Y6 - α(P6 - ΔP6) => 0, Yj - α(Pj - ΔPj) => 0, and γ2(Pj - ΔPj) =>
     (P6 - ΔP6), ΔY6 = Y6 - α(P6 - ΔP6) and
     ΔYj = Yj - (α/γ2)(P6 - ΔP6).

3.   If Y6 - α(P6 - ΔP6) < 0, Yj - α(Pj - ΔPj) => 0, and Yj - α(Pj - ΔPj) =>
     Yj - (Y6/γ2), ΔY6 = Y6 - αγ2(Pj - ΔPj) and
     ΔYj = Yj - α(Pj - ΔPj).

4.   If Y6 - α(P6 - ΔP6) < 0, Yj - (Y6/γ2) => 0, and
     Yj - α(Pj - ΔPj) <= Yj - (Y6/γ2), ΔY6 = 0 and ΔYj = Yj - (Y6/γ2).

5.   If Yj - α(Pj - ΔPj) < 0, Yj - (Y6/γ2) < 0, and
     Y6 - α(P6 - ΔP6) <= Y6 - (γ2Yj), ΔY6 = Y6 - (γ2Yj) and ΔYj = 0.

6.   If Yj - α(Pj - ΔPj) < 0, Y6 - α(P6 - ΔP6) => 0, and Y6 - α(P6 - ΔP6) =>
     Y6 - (γ2Yj), ΔY6 = Y6 - α(P6 - ΔP6) and
     ΔYj = Yj - (α/γ2)(P6 - ΔP6).

ΔYl = δYl + [(Yl - δYl)/(Yl - δYl + Yk)]ΔY6

ΔYk = [Yk/(Yl - δYl + Yk)]ΔY6

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized
Losses and defining the Class Y and Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

     1.  Making the ratio of (Yj - ΔYj) to (Y6 - ΔY6) equal to γ2 after taking account of the allocation
         Realized Losses and the distributions that will be made through end of the Distribution Date to which such provisions relate and assuring that the Principal Reduction Amount for each of the Class YAA, Class
         YCC, Class YBB, Class ZAA Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such Distribution Date;
     2.  Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the
         Class YAA and Class ZAA Uncertificated Principal Balances, the Class YCC Uncertificated Principal
         Balance less than or equal to 0.0005 of the sum of the Class YCC and Class ZCC Uncertificated Principal
         Balances and the Class YBB Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
     3.  Making the larger of (a) the fraction whose numerator is (Yj - ΔYj) and whose denominator is the sum of
         (Yj - <W041>Yj) and (Zh - <W041>Zj) and (b) the fraction whose numerator is (Y6 - ΔY6) and whose denominator is the sum of (Y6 - ΔY6), (Zl - ΔZl) and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a)
the principal portion of Realized Losses to be allocated on the related Distribution Date for the related
Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the related Sub-Loan Group or after reduction thereof by the distributions to be made on such Distribution Date (i) to the Class II-X-B1
Certificates, Class II-X-B2 Certificates or Class II-X-B3 Certificates, as applicable, and (ii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY6 between ΔYl and ΔYk cannot be achieved because either <W041>Yl as so defined is greater than ΔPl or ΔYk as so defined is greater than ΔPk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYl < ΔPl and
ΔYk < ΔPk.

IV.  If R<K% and r2<R2, make the following additional definitions:

δYk =       Yk + ((R2 - L%)/(R2 - K%))Yl

δYk is a number between Yk and 0 such that (K%(Yk - δYk) + L%Yl)/(Yk - δYk + Yl.) = R2.

Y7 =     Yk - δYk + Yl.

P7 =     Pk + Pl.

ΔY7 =    ΔYk - δYk + ΔYl.

1.   If Y7 - α(P7 - ΔP7) => 0, Yj- α(Pj - ΔPj) => 0, and γ2(Pj - ΔPj) < (P7 -
     ΔP7), ΔY7 = Y7 - αγ2(Pj - ΔPj) and ΔYj = Yj - α(Pj - ΔPj).

2.   If Y7 - α(P7 - ΔP7) => 0, Yj - α(Pj - ΔPj) => 0, and γ2(Pj - ΔPj) =>
     (P7 - ΔP7), ΔY7 = Y7 - α(P7 - ΔP7) and
     ΔYj = Yj - (α/γ2)(P7 - ΔP7).

3.   If Y7 - α(P7 - ΔP7) < 0, Yj - α(Pj - ΔPj) => 0, and Yj - α(Pj - ΔPj) =>
     Yj - (Y7/γ2), ΔY7 = Y7 - αγ2(Pj - ΔPj) and
     ΔYj = Yj - α(Pj - ΔPj).

4.   If Y7 - α(P7 - ΔP7) < 0, Yj - (Y7/γ2) => 0, and
     Yj - α(Pj - ΔPj) <= Yj - (Y7/γ2), ΔY7 = 0 and ΔYj = Yj - (Y7/γ2).

5.   If Yj - α(Pj - ΔPj) < 0, Yj - (Y7/γ2) < 0, and
     Y7 - α(P7 - ΔP7) <= Y7 - (γ2Yj), ΔY7 = Y7 - (γ2Yj) and ΔYj = 0.

6.   If Yj - α(Pj - ΔPj) < 0, Y7 - α(P7 - ΔP7) => 0, and Y7 - α(P7 - ΔP7) =>
     Y7 - (γ2Yj), ΔY7 = Y7 - α(P7 - ΔP7) and
     ΔYj = Yj - (α/γ2)(P7 - ΔP7).

ΔYl = [(Yl/(Yl + Yk - δYk)]ΔY7

ΔYk = δYk + [(Yk  - δYk)/(Yl + Yk - δYk)]ΔY7

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized
Losses and defining the Class Y and Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

     1.  Making the ratio of (Yj - ΔYj) to (Y7 - ΔY7) equal to γ2 after taking account of the allocation
         Realized Losses and the distributions that will be made through end of the Distribution Date to which such provisions relate and assuring that the Principal Reduction Amount for each of the Class YAA, Class
         YCC, Class YBB, Class ZAA Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such Distribution Date;
     2.  Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the
         Class YAA and Class ZAA Uncertificated Principal Balances, the Class YCC Uncertificated Principal
         Balance less than or equal to 0.0005 of the sum of the Class YCC and Class ZCC Uncertificated Principal
         Balances and the Class YBB Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
     3.  Making the larger of (a) the fraction whose numerator is (Yj - ΔYj) and whose denominator is the sum of
         (Yj - ΔYj) and (Zj - ΔZj) and (b) the fraction whose numerator is (Y7 - ΔY7) and whose denominator is the sum of (Y7 - ΔY7), (Zl - ΔZl) and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a)
the principal portion of Realized Losses to be allocated on the related Distribution Date for the related
Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the related Sub-Loan Group or after reduction thereof by the distributions to be made on such Distribution Date (i) to the Class II-X-B1
Certificates, Class II-X-B2 Certificates or Class II-X-B3 Certificates, as applicable, and (iii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY7 between ΔYl and ΔYk cannot be achieved because either ΔYl as so defined is greater than <W041>Pl or <W041>Yk as so defined is greater than <W041>Pk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYl <
ΔPl and ΔYk < ΔPk.

Initial Balance Calculation Method:

[The principal balances for the Class YAA, Class YBB and Class YCC Regular Interests as of the Cut-Off Date
should be calculated as follows:  First, calculate the Cut-Off Date values for Pj, Pk and Pl.  Then calculate the
Cut-Off Date value of R using those balances and the Senior Certificate balances.

If R=>K%, calculate R1 = (J%Pj + K%Pk)/(Pj + Pk) and γ1 =(R - R1)/(L% - R).

If Pl <= γ1(Pj + Pk), the Cut-Off Date principal balance of the Class YC Regular Interest (Yl) equals
0.0005Pl and the Cut-Off Date principal balances of the Class YAA and Class YBB Regular Interests (Yj and Yk)
equal 0.0005 PjPl/[γ1(Pj + Pk)] and 0.0005 PkPl/[γ1(Pj + Pk)] respectively.

If Pl > γ1(Pj + Pk), the Cut-Off Date principal balances of the Class YAA and Class YBB Regular Interests
(Yj and Yk) equal 0.0005 Pj and 0.0005 Pk respectively and the Cut-Off Date principal balance of the Class YCC
Regular Interest (Yl) equals 0.0005γ1(Pj + Pk).

If R<K%, calculate R2 = (L%Pl + K%Pk)/(Pl + Pk) and γ2 =(R - J%)/( R2 - R).

If Pl + Pk <= γ2Pj, the Cut-Off Date principal balances of the Class YCC and Class YBB Regular Interests
(Yl and Yk) equal 0.0005Pl and 0.0005Pk, respectively, and the Cut-Off Date principal balance of the Class YAA
Regular Interest (Yj) equals 0.0005 (Pl + Pk)/γ2.

If Pl + Pk> γ2Pj, the Cut-Off Date principal balance of the Class YAA Regular Interest (Yj) equal 0.0005 Pj and the Cut-Off Date principal balances of the Class YCC and Class YBB Regular Interests (Yl and Yk) equal
0.0005γ2PjPl/(Pl +Pk) and 0.0005γ2PjPk/(Pl +Pk), respectively.]

NOTES:

1.       Classes YAA and ZAA are related to the Group AA Mortgage Loans.  The sum of the Uncertificated Principal
Balances for the Class YAA and Class ZAA Regular Interests is equal to the aggregate stated principal balance of the Group AA Mortgage Loans.  Classes YCC and ZCC are related to the Group CC Mortgage Loans.  The sum of the
Uncertificated Principal Balances for the Class YCC and Class ZCC Regular Interests is equal to the aggregate stated principal balance of the Group CC Mortgage Loans.  Classes YBB and ZBB are related to the Group BB
Mortgage Loans.  The sum of the Uncertificated Principal Balances for the Class YBB and Class ZBB Regular
Interests is equal to the aggregate stated principal balance of the Group BB Mortgage Loans.  The Y and Z classes will be principal and interest classes bearing interest at the pass-through rate for the related Sub-Loan Group.

                                                                                               EXHIBIT A-1

                                      FORM OF CLASS I-A CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A “REGULAR  INTEREST”
IN A “REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT,” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL  PAYMENTS  HEREON.  ACCORDINGLY,  FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,  THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE  WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN ITS  CERTIFICATE  PRINCIPAL  BALANCE BY INQUIRY OF THE
SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1                                          Adjustable Pass-Through Rate

Class I-A Senior

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
October 1, 2006                                            $____________

First Distribution Date:                                   Initial Certificate Principal Balance of this
November 25, 2006                                          Certificate as of the Cut-off Date: $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-7
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         I-A  Certificates  with  respect  to a  Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this
Certificate in a trust (the “Trust Fund”)  primarily  consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential properties  (collectively,  the “Mortgage
Loans”)  sold by SAMI II. The  Mortgage  Loans were sold by EMC  Mortgage  Corporation  (“EMC”) and Master
Funding LLC (“Master  Funding”) to SAMI II. Wells Fargo Bank,  National  Association  (“Wells Fargo”) will act as master  servicer of the Mortgage Loans (the “Master  Servicer,”  which term includes any successors thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and
Servicing  Agreement  dated as of the Cut-off Date specified  above (the  “Agreement”),  among SAMI II, as depositor (the “Seller”),  the Master Servicer,  Wells Fargo, as securities administrator (the “Securities
Administrator”),  EMC Mortgage  Corporation and Citibank,  N.A., as trustee (the “Trustee”),  a summary of certain of the pertinent  provisions of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used herein shall have the meaning ascribed to them in the Agreement.  This Certificate is issued  under and is  subject  to the terms,  provisions  and  conditions  of the  Agreement,  to which
Agreement the Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  “Distribution  Date”), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered  at  the  close  of  business  on  the  Business  Day  immediately  preceding  the  related
Distribution  Date so long as such  Certificate  remains in book-entry form (and  otherwise,  the close of business  on the last  Business  Day of the month  immediately  preceding  the month of such  Distribution
Date), an amount equal to the product of the Fractional  Undivided  Interest evidenced by this Certificate and the amount (of interest,  if any) required to be  distributed  to the Holders of  Certificates  of the same Class as this  Certificate.  The Assumed  Final  Distribution  Date is the  Distribution  Date in the
month following the latest  scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS CityplaceFARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This  is  one  of  the  Class  I-A  Certificates  referred  to in  the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-2

                                      FORM OF CLASS I-M CERTIFICATE

                  THIS  CERTIFICATE IS  SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS A  CERTIFICATES  AS
DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A “REGULAR  INTEREST”
IN A “REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT,” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL   PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO  AS  DESCRIBED  IN  THE  AGREEMENT.
ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE  CERTIFICATES,  THE CERTIFICATE  PRINCIPAL  BALANCE OF
THIS CERTIFICATE WILL BE DIFFERENT FROM THE  DENOMINATION  SHOWN BELOW.  ANYONE ACQUIRING THIS CERTIFICATE
MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         EACH  BENEFICIAL  OWNER OF A CLASS I-M  CERTIFICATE  OR ANY INTEREST  THEREIN  SHALL BE DEEMED TO
HAVE REPRESENTED,  BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST  THEREIN,  THAT
EITHER (I) SUCH  CERTIFICATE  IS RATED AT LEAST “BBB-” OR ITS EQUIVALENT BY FITCH,  S&P AND MOODY’S,  (II)
IT IS NOT A PLAN SUBJECT TO TITLE I OF THE EMPLOYEE  RETIREMENT  INCOME  SECURITY ACT OF 1974, AS AMENDED,
OR SECTION  4975 OF THE CODE (EACH A “PLAN”) OR INVESTING  WITH “PLAN  ASSETS” OF ANY PLAN OR (III) (1) IT
IS AN  INSURANCE  COMPANY,  (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE  CERTIFICATE  OR  INTEREST
THEREIN IS AN “INSURANCE  COMPANY  GENERAL  ACCOUNT,” AS SUCH TERM IS DEFINED IN U.S.  DEPARTMENT OF LABOR
PROHIBITED  TRANSACTION  CLASS EXEMPTION  (“PTCE”) 95-60,  AND (3) THE CONDITIONS IN SECTIONS I AND III OF
PTCE 95-60 HAVE BEEN SATISFIED.

Certificate No.1                                           Adjustable Pass-Through Rate

Class I-M Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
October 1, 2006                                            $__________

First Distribution Date:                                   Initial Certificate Principal Balance of this
November 25, 2006                                          Certificate as of the Cut-off Date:     $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-7
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-7

         evidencing  a  fractional  undivided  interest  in the  distributions  allocable  to the
         Class I-M  Certificates  with  respect to a Trust Fund  consisting  primarily  of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced  hereby in the  beneficial  ownership  interest of  Certificates  of the same Class as this  Certificate  in a trust (the “Trust Fund”)  primarily  consisting of  conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the
“Mortgage  Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage  Corporation  (“EMC”) and
Master Funding LLC (“Master Funding”) to SAMI II. Wells Fargo Bank,  National  Association (“Wells Fargo”)
will act as master  servicer  of the  Mortgage  Loans (the  “Master  Servicer,”  which term  includes  any successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the
Pooling and Servicing  Agreement  dated as of the Cut-off Date specified  above (the  “Agreement”),  among
SAMI II, as depositor (the “Seller”),  the Master Servicer,  Wells Fargo, as securities administrator (the
“Securities  Administrator”),  EMC Mortgage Corporation and Citibank,  N.A., as trustee (the “Trustee”), a summary  of  certain  of the  pertinent  provisions  of which is set forth  hereafter.  To the  extent not defined herein,  capitalized  terms used herein shall have the meaning  ascribed to them in the Agreement.
This  Certificate  is  issued  under  and is  subject  to the  terms,  provisions  and  conditions  of the
Agreement,  to which Agreement the Holder of this  Certificate by virtue of its acceptance  hereof assents and by which such Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  “Distribution  Date”), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered  at  the  close  of  business  on  the  Business  Day  immediately  preceding  the  related
Distribution  Date so long as such  Certificate  remains in book-entry form (and  otherwise,  the close of business  on the last  Business  Day of the month  immediately  preceding  the month of such  Distribution
Date), an amount equal to the product of the Fractional  Undivided  Interest evidenced by this Certificate and the amount (of interest,  if any) required to be  distributed  to the Holders of  Certificates  of the same Class as this  Certificate.  The Assumed  Final  Distribution  Date is the  Distribution  Date in the
month following the latest  scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of  distributions  allocable  to  principal  hereon and any  Realized
Losses allocable hereto.

         Each  beneficial  owner of a Class I-M  Certificate  or any interest  therein  shall be deemed to have represented,  by virtue of its acquisition or holding of that Certificate or interest  therein,  that either (i) such  Certificate  is rated at least “BBB-” or its equivalent by Fitch,  S&P and Moody’s,  (ii)
it is not a plan  subject  to Title I of the  Employee  Retirement  Security  Investment  Act of 1974,  as
amended,  or Section 4975 of the Code (each,  a “Plan”) or investing  with “plan  assets” of any Plan,  or
(iii)(1) it is an insurance  company,  (2) the source of funds used to acquire or hold the  Certificate or interest  therein is an “insurance  company general  account,” as such term is defined in U.S.  Department of Labor Prohibited  Transaction Class Exemption  (“PTCE”) 95-60, and (3) the conditions in Sections I and
III of PTCE 95-60 have been satisfied.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS    FARGO   BANK,   NATIONAL
                                                              ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This  is  one  of  the  Class  I-M  Certificates  referred  to in  the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-3

                                   FORM OF CLASS I-B-[1][2] CERTIFICATE

                  THIS  CERTIFICATE IS  SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES  AND
THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A “REGULAR  INTEREST”
IN A “REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT,” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL   PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO  AS  DESCRIBED  IN  THE  AGREEMENT.
ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE  CERTIFICATES,  THE CERTIFICATE  PRINCIPAL  BALANCE OF
THIS CERTIFICATE WILL BE DIFFERENT FROM THE  DENOMINATION  SHOWN BELOW.  ANYONE ACQUIRING THIS CERTIFICATE
MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         EACH BENEFICIAL OWNER OF A CLASS  I-B-[1][2]  CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED
TO HAVE  REPRESENTED,  BY VIRTUE OF ITS  ACQUISITION OR HOLDING OF THAT  CERTIFICATE OR INTEREST  THEREIN,
THAT EITHER (I) SUCH  CERTIFICATE  IS RATED AT LEAST “BBB-” OR ITS  EQUIVALENT BY FITCH,  S&P AND MOODY’S,
(II) IT IS NOT A PLAN  SUBJECT TO TITLE I OF THE  EMPLOYEE  RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS
AMENDED,  OR SECTION 4975 OF THE CODE (EACH,  A “PLAN”) OR INVESTING  WITH “PLAN  ASSETS” OF ANY PLAN,  OR
(III) (1) IT IS AN INSURANCE  COMPANY,  (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR
INTEREST  THEREIN IS AN “INSURANCE  COMPANY GENERAL  ACCOUNT,” AS SUCH TERM IS DEFINED IN U.S.  DEPARTMENT
OF LABOR PROHIBITED  TRANSACTION CLASS EXEMPTION  (“PTCE”) 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND
III OF PTCE 95-60 HAVE BEEN SATISFIED.

Certificate No.1                                           Adjustable Pass-Through Rate

Class I-B-[1][2] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
October 1, 2006                                            $__________

First Distribution Date:                                   Initial Certificate Principal Balance of this
November 25, 2006                                          Certificate as of the Cut-off Date:     $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-7
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         I-B-[1][2]  Certificates  with  respect to a Trust Fund  consisting  primarily of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced  hereby in the  beneficial  ownership  interest of  Certificates  of the same Class as this  Certificate  in a trust (the “Trust Fund”)  primarily  consisting of  conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the
“Mortgage  Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage  Corporation  (“EMC”) and
Master Funding LLC (“Master Funding”) to SAMI II. Wells Fargo Bank,  National  Association (“Wells Fargo”)
will act as master  servicer  of the  Mortgage  Loans (the  “Master  Servicer,”  which term  includes  any successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the
Pooling and Servicing  Agreement  dated as of the Cut-off Date specified  above (the  “Agreement”),  among
SAMI II, as depositor (the “Seller”),  the Master Servicer,  Wells Fargo, as securities administrator (the
“Securities  Administrator”),  EMC Mortgage Corporation and Citibank,  N.A., as trustee (the “Trustee”), a summary  of  certain  of the  pertinent  provisions  of which is set forth  hereafter.  To the  extent not defined herein,  capitalized  terms used herein shall have the meaning  ascribed to them in the Agreement.
This  Certificate  is  issued  under  and is  subject  to the  terms,  provisions  and  conditions  of the
Agreement,  to which Agreement the Holder of this  Certificate by virtue of its acceptance  hereof assents and by which such Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  “Distribution  Date”), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered  at  the  close  of  business  on  the  Business  Day  immediately  preceding  the  related
Distribution  Date so long as such  Certificate  remains in book-entry form (and  otherwise,  the close of business  on the last  Business  Day of the month  immediately  preceding  the month of such  Distribution
Date), an amount equal to the product of the Fractional  Undivided  Interest evidenced by this Certificate and the amount (of interest,  if any) required to be  distributed  to the Holders of  Certificates  of the same Class as this  Certificate.  The Assumed  Final  Distribution  Date is the  Distribution  Date in the
month following the latest  scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of  distributions  allocable  to  principal  hereon and any  Realized
Losses allocable hereto.

         Each beneficial owner of a Class  I-B-[1][2]  Certificate or any interest therein shall be deemed to have  represented,  by virtue of its  acquisition or holding of that  Certificate or interest  therein, that either (i) such  Certificate  is rated at least “BBB-” or its  equivalent by Fitch,  S&P and Moody’s,
(ii) it is not a plan  subject to Title I of the  Employee  Retirement  Security  Income  Act of 1974,  as
amended,  or Section 4975 of the Code (each,  a “Plan”) or investing  with “plan  assets” of any Plan,  or
(iii)(1) it is an insurance  company,  (2) the source of funds used to acquire or hold the  Certificate or interest  therein is an “insurance  company general  account,” as such term is defined in U.S.  Department of Labor Prohibited  Transaction Class Exemption  (“PTCE”) 95-60, and (3) the conditions in Sections I and
III of PTCE 95-60 have been satisfied.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS    FARGO   BANK,   NATIONAL
                                                              ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This is one of the Class  I-B-[1][2]  Certificates  referred to in the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-4

                                     FORM OF CLASS I-B-3 CERTIFICATE

                  THIS  CERTIFICATE  IS  SUBORDINATED  IN RIGHT OF  PAYMENT TO THE CLASS A, CLASS M, CLASS
I-B-1 AND CLASS I-B-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A “REGULAR  INTEREST”
IN A “REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT,” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL  PAYMENTS  HEREON.  ACCORDINGLY,  FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,  THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE  WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN ITS  CERTIFICATE  PRINCIPAL  BALANCE BY INQUIRY OF THE
SECURITIES ADMINISTRATOR NAMED HEREIN.

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  “SECURITIES  ACT”),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN “INSTITUTIONAL  ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT PLAN OR OTHER RETIREMENT  ARRANGEMENT  (EACH A “PLAN”) THAT IS SUBJECT TO TITLE I OF THE
EMPLOYEE  RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  (“ERISA”),  AND/OR  SECTION  4975 OF THE
INTERNAL  REVENUE CODE OF 1986,  AS AMENDED (THE  “CODE”),  OR BY A PERSON USING “PLAN  ASSETS” OF A PLAN,
UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE
BENEFIT OF THE  TRUSTEE,  MASTER  SERVICER  AND THE  SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY RELY
WHICH  IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT  THE  PURCHASE  OF  THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

Certificate No.1                                           Adjustable Pass-Through Rate

Class I-B-3 Senior

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
October 1, 2006                                            $__________

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
November 25, 2006                                          $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                          BEAR STEARNS ALT-A TRUST 2006-7
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         I-B-3  Certificates  with  respect to a Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the “Trust Fund”)  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  “Mortgage  Loans”)  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  (“EMC”) and Master  Funding LLC (“Master  Funding”)  to SAMI II.  Wells Fargo Bank,  National
Association  (“Wells  Fargo”) will act as master  servicer of the Mortgage  Loans (the “Master  Servicer,”
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  “Agreement”),  among SAMI II, as depositor (the  “Seller”),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the “Securities  Administrator”),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  “Trustee”),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  “Distribution
Date”),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding the month of the related  Distribution  Date,  an amount equal to the product of the  Fractional
Undivided  Interest  evidenced  by this  Certificate  and the amount  required  to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the “1933 Act”),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  “Institutional  Accredited  Investor”  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder’s  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder’s prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  I-B-3  Certificate  will be made  unless  the  Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  (“ERISA”),  and Section 4975 of the Internal  Revenue  Code, as amended
(the “Code”),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code (each, a “Plan”), or by a person using “plan assets” of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof and of the Servicing  Agreement and the  modification of the rights and obligations of the Seller,
the  Master   Servicer,   the   Securities   Administrator   and  the   Trustee  and  the  rights  of  the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing  Agreement by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The  Agreement  also permits the  amendment  thereof and of the  Servicing  Agreement  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS    FARGO   BANK,   NATIONAL
                                                              ASSOCIATION
                                                              Not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This  is  one  of the  Class  I-B-3  Certificates  referred  to in the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                    ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                             EXHIBIT A-5-1

                                       FORM OF CLASS R CERTIFICATE

                  THIS  CERTIFICATE  MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED  STATES PERSON OR A
DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS CERTIFICATE IS A “RESIDUAL  INTEREST”
IN A “REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  “SECURITIES  ACT”),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN “INSTITUTIONAL  ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  (“ERISA”),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)  (EACH,  A “PLAN”),  OR BY A PERSON USING “PLAN ASSETS” OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

                  ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS  CERTIFICATE MAY BE MADE ONLY IF THE
PROPOSED  TRANSFEREE  PROVIDES A TRANSFER  AFFIDAVIT TO THE MASTER  SERVICER AND THE TRUSTEE THAT (1) SUCH
TRANSFEREE IS NOT (A) THE UNITED STATES,  ANY STATE OR POLITICAL  SUBDIVISION  THEREOF,  ANY POSSESSION OF
THE  UNITED  STATES,  OR  ANY  AGENCY  OR   INSTRUMENTALITY  OF  ANY  OF  THE  FOREGOING  (OTHER  THAN  AN
INSTRUMENTALITY  WHICH IS A  CORPORATION  IF ALL OF ITS  ACTIVITIES  ARE  SUBJECT  TO TAX AND  EXCEPT  FOR
FREDDIE  MAC, A MAJORITY OF ITS BOARD OF  DIRECTORS  IS NOT  SELECTED BY SUCH  GOVERNMENTAL  UNIT),  (B) A
FOREIGN  GOVERNMENT,  ANY INTERNATIONAL  ORGANIZATION,  OR ANY AGENCY OR  INSTRUMENTALITY OF EITHER OF THE
FOREGOING,  (C) ANY  ORGANIZATION  (OTHER THAN CERTAIN FARMERS’  COOPERATIVES  DESCRIBED IN SECTION 521 OF
THE CODE)  WHICH IS EXEMPT  FROM THE TAX  IMPOSED BY CHAPTER 1 OF THE CODE  UNLESS  SUCH  ORGANIZATION  IS
SUBJECT TO THE TAX  IMPOSED BY SECTION  511 OF THE CODE  (INCLUDING  THE TAX IMPOSED BY SECTION 511 OF THE
CODE ON UNRELATED  BUSINESS TAXABLE INCOME),  (D) RURAL ELECTRIC AND TELEPHONE  COOPERATIVES  DESCRIBED IN
SECTION  1381(a)(2)(C)  OF THE CODE,  (E) AN ELECTING LARGE  PARTNERSHIP  UNDER SECTION 775(a) OF THE CODE
(ANY SUCH PERSON  DESCRIBED IN THE FOREGOING  CLAUSES (A),  (B), (C), (D) OR (E) BEING HEREIN  REFERRED TO
AS A  “DISQUALIFIED  ORGANIZATION”),  OR (F) AN AGENT OF A  DISQUALIFIED  ORGANIZATION,  (2) NO PURPOSE OF
SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE  SATISFIES  CERTAIN
ADDITIONAL  CONDITIONS  RELATING TO THE FINANCIAL  CONDITION OF THE PROPOSED  TRANSFEREE.  NOTWITHSTANDING
THE  REGISTRATION  IN THE  CERTIFICATE  REGISTER  OR ANY  TRANSFER,  SALE  OR  OTHER  DISPOSITION  OF THIS
CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED  ORGANIZATION,  SUCH REGISTRATION
SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT  WHATSOEVER  AND SUCH PERSON SHALL NOT BE DEEMED TO BE A
CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,  INCLUDING,  BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS
ON THIS CERTIFICATE.

Certificate No.1                                           Percentage Interest: 100%

Class R

Date of Pooling and Servicing Agreement and Cut-off Date:  Aggregate Initial Certificate Principal Balance of this
October 1, 2006                                            Certificate as of the Cut-off Date:
                                                           $0.00

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
November 25, 2006                                          $0.00

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-7
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         R  Certificates  with  respect  to a  Trust  Fund  consisting  primarily  of a  pool  of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the “Trust Fund”)  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  “Mortgage  Loans”)  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  (“EMC”) and Master  Funding LLC (“Master  Funding”)  to SAMI II.  Wells Fargo Bank,  National
Association  (“Wells  Fargo”) will act as master  servicer of the Mortgage  Loans (the “Master  Servicer,”
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  “Agreement”),  among SAMI II, as depositor (the  “Seller”),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the “Securities  Administrator”),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  “Trustee”),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Each Holder of this  Certificate  will be deemed to have  agreed to be bound by the  restrictions set forth in the  Agreement  to the  effect  that (i) each  person  holding  or  acquiring  any  ownership interest  in this  Certificate  must be a  United  States  Person  and a  Permitted  Transferee,  (ii) the
transfer of any  ownership  interest in this  Certificate  will be  conditioned  upon the  delivery to the
Securities  Administrator  of, among other  things,  an affidavit to the effect that it is a United States
Person and Permitted  Transferee,  (iii) any attempted or purported  transfer of any ownership interest in this  Certificate  in violation of such  restrictions  will be  absolutely  null and void and will vest no rights in the  purported  transferee,  and (iv) if any  person  other  than a United  States  Person and a
Permitted   Transferee  acquires  any  ownership  interest  in  this  Certificate  in  violation  of  such restrictions,  then the Seller  will have the right,  in its sole  discretion  and  without  notice to the
Holder of this  Certificate,  to sell this  Certificate  to a  purchaser  selected  by the  Seller,  which purchaser may be the Seller,  or any affiliate of the Seller,  on such terms and  conditions as the Seller may choose.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  “Distribution
Date”),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding the month of the related  Distribution  Date,  an amount equal to the product of the  Fractional
Undivided  Interest  evidenced  by this  Certificate  and the amounts  required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the “1933 Act”),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  “Institutional  Accredited  Investor”  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder’s  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder’s prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  R  Certificate   will  be  made  unless  the   Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  (“ERISA”),  and Section 4975 of the Internal  Revenue  Code, as amended
(the “Code”),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code (each, a “Plan”), or by a person using “plan assets” of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS    FARGO   BANK,   NATIONAL
                                                              ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                             EXHIBIT A-5-2

                                      FORM OF CLASS R-X CERTIFICATE

                  THIS  CERTIFICATE  MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED  STATES PERSON OR A
DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS CERTIFICATE IS A “RESIDUAL  INTEREST”
IN A “REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  “SECURITIES  ACT”),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN “INSTITUTIONAL  ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  (“ERISA”),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)  (EACH,  A “PLAN”),  OR BY A PERSON USING “PLAN ASSETS” OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

                  ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS  CERTIFICATE MAY BE MADE ONLY IF THE
PROPOSED  TRANSFEREE  PROVIDES A TRANSFER  AFFIDAVIT TO THE MASTER  SERVICER AND THE TRUSTEE THAT (1) SUCH
TRANSFEREE IS NOT (A) THE UNITED STATES,  ANY STATE OR POLITICAL  SUBDIVISION  THEREOF,  ANY POSSESSION OF
THE  UNITED  STATES,  OR  ANY  AGENCY  OR   INSTRUMENTALITY  OF  ANY  OF  THE  FOREGOING  (OTHER  THAN  AN
INSTRUMENTALITY  WHICH IS A  CORPORATION  IF ALL OF ITS  ACTIVITIES  ARE  SUBJECT  TO TAX AND  EXCEPT  FOR
FREDDIE  MAC, A MAJORITY OF ITS BOARD OF  DIRECTORS  IS NOT  SELECTED BY SUCH  GOVERNMENTAL  UNIT),  (B) A
FOREIGN  GOVERNMENT,  ANY INTERNATIONAL  ORGANIZATION,  OR ANY AGENCY OR  INSTRUMENTALITY OF EITHER OF THE
FOREGOING,  (C) ANY  ORGANIZATION  (OTHER THAN CERTAIN FARMERS’  COOPERATIVES  DESCRIBED IN SECTION 521 OF
THE CODE)  WHICH IS EXEMPT  FROM THE TAX  IMPOSED BY CHAPTER 1 OF THE CODE  UNLESS  SUCH  ORGANIZATION  IS
SUBJECT TO THE TAX  IMPOSED BY SECTION  511 OF THE CODE  (INCLUDING  THE TAX IMPOSED BY SECTION 511 OF THE
CODE ON UNRELATED  BUSINESS TAXABLE INCOME),  (D) RURAL ELECTRIC AND TELEPHONE  COOPERATIVES  DESCRIBED IN
SECTION  1381(a)(2)(C)  OF THE CODE,  (E) AN ELECTING LARGE  PARTNERSHIP  UNDER SECTION 775(a) OF THE CODE
(ANY SUCH PERSON  DESCRIBED IN THE FOREGOING  CLAUSES (A),  (B), (C), (D) OR (E) BEING HEREIN  REFERRED TO
AS A  “DISQUALIFIED  ORGANIZATION”),  OR (F) AN AGENT OF A  DISQUALIFIED  ORGANIZATION,  (2) NO PURPOSE OF
SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE  SATISFIES  CERTAIN
ADDITIONAL  CONDITIONS  RELATING TO THE FINANCIAL  CONDITION OF THE PROPOSED  TRANSFEREE.  NOTWITHSTANDING
THE  REGISTRATION  IN THE  CERTIFICATE  REGISTER  OR ANY  TRANSFER,  SALE  OR  OTHER  DISPOSITION  OF THIS
CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED  ORGANIZATION,  SUCH REGISTRATION
SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT  WHATSOEVER  AND SUCH PERSON SHALL NOT BE DEEMED TO BE A
CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,  INCLUDING,  BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS
ON THIS CERTIFICATE.

Certificate No.1                                           Percentage Interest: 100%

Class R-X

Date of Pooling and Servicing Agreement and Cut-off Date:  Aggregate Initial Certificate Principal Balance of this
October 1, 2006                                            Certificate as of the Cut-off Date:
                                                           $0.00

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
November 25, 2006                                          $0.00

Master Servicer:                                           CUSIP: ____________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-7
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         R-X  Certificates  with  respect  to a  Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the “Trust Fund”)  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  “Mortgage  Loans”)  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  (“EMC”) and Master  Funding LLC (“Master  Funding”)  to SAMI II.  Wells Fargo Bank,  National
Association  (“Wells  Fargo”) will act as master  servicer of the Mortgage  Loans (the “Master  Servicer,”
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  “Agreement”),  among SAMI II, as depositor (the  “Seller”),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the “Securities  Administrator”),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  “Trustee”),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Each Holder of this  Certificate  will be deemed to have  agreed to be bound by the  restrictions set forth in the  Agreement  to the  effect  that (i) each  person  holding  or  acquiring  any  ownership interest  in this  Certificate  must be a  United  States  Person  and a  Permitted  Transferee,  (ii) the
transfer of any  ownership  interest in this  Certificate  will be  conditioned  upon the  delivery to the
Securities  Administrator  of, among other  things,  an affidavit to the effect that it is a United States
Person and Permitted  Transferee,  (iii) any attempted or purported  transfer of any ownership interest in this  Certificate  in violation of such  restrictions  will be  absolutely  null and void and will vest no rights in the  purported  transferee,  and (iv) if any  person  other  than a United  States  Person and a
Permitted   Transferee  acquires  any  ownership  interest  in  this  Certificate  in  violation  of  such restrictions,  then the Seller  will have the right,  in its sole  discretion  and  without  notice to the
Holder of this  Certificate,  to sell this  Certificate  to a  purchaser  selected  by the  Seller,  which purchaser may be the Seller,  or any affiliate of the Seller,  on such terms and  conditions as the Seller may choose.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  “Distribution
Date”),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding the month of the related  Distribution  Date,  an amount equal to the product of the  Fractional
Undivided  Interest  evidenced  by this  Certificate  and the amounts  required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the “1933 Act”),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  “Institutional  Accredited  Investor”  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder’s  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder’s prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  R-X  Certificate  will  be  made  unless  the  Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  (“ERISA”),  and Section 4975 of the Internal  Revenue  Code, as amended
(the “Code”),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code (each, a “Plan”), or by a person using “plan assets” of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS    FARGO   BANK,   NATIONAL
                                                              ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This  is  one  of  the  Class  R-X  Certificates  referred  to in  the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-6

                                      FORM OF CLASS B-IO CERTIFICATE

                  THIS  CERTIFICATE  IS  SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS A, THE CLASS M AND
THE CLASS B CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A “REGULAR  INTEREST”
IN A “REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT,” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  “SECURITIES  ACT”),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN “INSTITUTIONAL  ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  (“ERISA”),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)  (EACH,  A “PLAN”),  OR BY A PERSON USING “PLAN ASSETS” OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

Certificate No.1                                           Variable Pass-Through Rate

Class B-IO Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date:  Aggregate Initial Notional Amount of this Certificate
October 1, 2006                                            as of the Cut-off Date:
                                                           $_____________

                                                           Initial Notional Amount of this Certificate as of the
First Distribution Date:                                   Cut-off Date:
November 25, 2006                                          $______________

Master Servicer:
Wells Fargo Bank, National Association

Assumed Final Distribution Date:                           CUSIP: ____________
December 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-7
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         B-IO  Certificates  with  respect  to a Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the “Trust Fund”)  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  “Mortgage  Loans”)  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  (“EMC”) and Master  Funding LLC (“Master  Funding”)  to SAMI II.  Wells Fargo Bank,  National
Association  (“Wells  Fargo”) will act as master  servicer of the Mortgage  Loans (the “Master  Servicer,”
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  “Agreement”),  among SAMI II, as depositor (the  “Seller”),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the “Securities  Administrator”),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  “Trustee”),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest  on  this  Certificate  will  accrue  during  the  calendar  month  immediately preceding such  Distribution  Date (as  hereinafter  defined) on the Notional Amount hereof at a per annum rate equal to the  Pass-Through  Rate as set forth in the  Agreement.  The Securities  Administrator  will distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately following  Business  Day  (each,  a  “Distribution  Date”),  commencing  on the  first  Distribution  Date specified  above,  to the Person in whose name this  Certificate is registered at the close of business on the last Business Day of the month immediately  preceding the month of the related  Distribution  Date, an amount equal to the product of the Fractional  Undivided  Interest  evidenced by this  Certificate and the amount of interest  required to be  distributed to the Holders of  Certificates  of the same Class as this
Certificate.  The Assumed Final  Distribution  Date is the  Distribution  Date in the month  following the latest scheduled maturity date of any Mortgage Loan.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the Securities  Administrator for that purpose and designated in such notice.  The Class B-IO
Certificates  have no Certificate  Principal  Balance.  The Initial Notional Amount of this Certificate is set forth above.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the “1933 Act”),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  “Institutional  Accredited  Investor”  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder’s  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder’s prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  B-IO  Certificate  will  be made  unless  the  Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  (“ERISA”),  and Section 4975 of the Internal  Revenue  Code, as amended
(the “Code”),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code (each, a “Plan”), or by a person using “plan assets” of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS    FARGO   BANK,   NATIONAL
                                                              ASSOCIATION
                                                              Not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This  is  one  of the  Class  B-IO  Certificates  referred  to in  the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                    ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-7

                                       FORM OF CLASS XP CERTIFICATE

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  “SECURITIES  ACT”),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN “INSTITUTIONAL  ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  (“ERISA”),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)  (EACH,  A “PLAN”),  OR BY A PERSON USING “PLAN ASSETS” OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

Certificate No.1                                           Percentage Interest: 100%

Class XP Senior

Date of Pooling and Servicing Agreement and Cut-off Date:  Aggregate Initial Certificate Principal Balance of this
October 1, 2006                                            Certificate as of the Cut-off Date:
                                                           $0

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
November 25, 2006                                          $0

Master Servicer:                                           CUSIP: ___________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                          BEAR STEARNS ALT-A TRUST 2006-7
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         XP  Certificates  with  respect  to a  Trust  Fund  consisting  primarily  of a pool  of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the “Trust Fund”)  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  “Mortgage  Loans”)  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  (“EMC”) and Master  Funding LLC (“Master  Funding”)  to SAMI II.  Wells Fargo Bank,  National
Association  (“Wells  Fargo”) will act as master  servicer of the Mortgage  Loans (the “Master  Servicer,”
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  “Agreement”),  among SAMI II, as depositor (the  “Seller”),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the “Securities  Administrator”),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  “Trustee”),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  “Distribution
Date”),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding the month of the related  Distribution  Date,  an amount equal to the product of the  Fractional
Undivided  Interest  evidenced  by this  Certificate  and the amount  required  to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the “1933 Act”),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  “Institutional  Accredited  Investor”  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder’s  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder’s prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  XP  Certificate   will  be  made  unless  the  Securities
Administrator  has received either (i) Opinion of Counsel for the benefit of the Trustee,  Master Servicer and the  Securities  Administrator  and  which  they may  rely  which is  satisfactory  to the  Securities
Administrator  that the purchase of this  certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction  under  Section 406 of the Employee  Retirement  Income
Security Act of 1974,  as amended  (“ERISA”),  and Section 4975 of the Internal  Revenue  Code, as amended
(the “Code”),  and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator to
any  obligation or liability in addition to those  undertaken  in the  Agreement or (ii) a  representation letter  stating  that the  transferee  is not  acquiring  directly or  indirectly  by, or on behalf of, an employee  benefit  plan or other  retirement  arrangement  that is  subject  to Title I of  ERISA,  and/or
Section 4975 of the Code  (each, a “Plan”), or by a person using “plan assets” of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS    FARGO   BANK,   NATIONAL
                                                              ASSOCIATION
                                                              Not in its  individual  capacity  but solely
                                                              as Trustee

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class XP Certificates referred to in the within-mentioned Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                    ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-8

                                      FORM OF CLASS II-A CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A “REGULAR  INTEREST”
IN A “REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT,” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL  PAYMENTS  HEREON.  ACCORDINGLY,  FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,  THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE  WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN ITS  CERTIFICATE  PRINCIPAL  BALANCE BY INQUIRY OF THE
SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  [FOR THE CLASS  II-2A-1B  CERTIFICATES  ONLY]  THIS  CLASS  II-2A-1B  CERTIFICATE  IS AN
EXCHANGEABLE  CERTIFICATE  AND,  SUBJECT  TO THE  TERMS  AND  CONDITIONS  OF  THE  POOLING  AND  SERVICING
AGREEMENT, MAY BE EXCHANGED FOR THE EXCHANGED CERTIFICATES.]

Certificate No. 1                                          Adjustable Pass-Through Rate

Class II-A Senior

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
October 1, 2006                                            $____________

First Distribution Date:                                   Initial Certificate Principal Balance of this
November 25, 2006                                          Certificate as of the Cut-off Date: $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-7
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         II-A  Certificates  with  respect  to a Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this
Certificate in a trust (the “Trust Fund”)  primarily  consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential properties  (collectively,  the “Mortgage
Loans”)  sold by SAMI II. The  Mortgage  Loans were sold by EMC  Mortgage  Corporation  (“EMC”) and Master
Funding LLC (“Master  Funding”) to SAMI II. Wells Fargo Bank,  National  Association  (“Wells Fargo”) will act as master  servicer of the Mortgage Loans (the “Master  Servicer,”  which term includes any successors thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and
Servicing  Agreement  dated as of the Cut-off Date specified  above (the  “Agreement”),  among SAMI II, as depositor (the “Seller”),  the Master Servicer,  Wells Fargo, as securities administrator (the “Securities
Administrator”),  EMC Mortgage  Corporation and Citibank,  N.A., as trustee (the “Trustee”),  a summary of certain of the pertinent  provisions of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used herein shall have the meaning ascribed to them in the Agreement.  This Certificate is issued  under and is  subject  to the terms,  provisions  and  conditions  of the  Agreement,  to which
Agreement the Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  “Distribution  Date”), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered at the close of business on the last  Business Day of the month  immediately  preceding the month of such  Distribution  Date,  an amount equal to the product of the  Fractional  Undivided  Interest evidenced by this  Certificate  and the amount (of  interest,  if any) required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  [For the Class  II-2A-B  Certificates  only] As provided  in the  Pooling and  Servicing
Agreement and subject to certain  limitations  therein set forth,  this  Certificate is exchangeable for a proportionate  interest in an Exchanged  Certificate in a Combination Group. The Securities  Administrator
shall  make the first  distribution  on an  Exchanged  Certificate  in such  exchange  transaction  on the
Distribution  Date in the following month to the  Certificateholder  of record as of the close of business on the last day of the month of the exchange.]

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the Cut-off  Date Balance for Loan Group II or (ii) the Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS    FARGO   BANK,   NATIONAL
                                                              ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This  is  one  of the  Class  II-A  Certificates  referred  to in  the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                               EXHIBIT A-9

                                      FORM OF CLASS II-X CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A “REGULAR  INTEREST”
IN A “REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT,” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  [FOR THE CLASS  II-2X-2,  CLASS  II-2X-3,  CLASS II-2X-4 AND CLASS II-2X-5  CERTIFICATES
ONLY] THIS CLASS  II-2X-[_]  CERTIFICATE  IS AN  EXCHANGEABLE  CERTIFICATE  AND,  SUBJECT TO THE TERMS AND
CONDITIONS OF THE POOLING AND SERVICING AGREEMENT, MAY BE EXCHANGED FOR THE EXCHANGED CERTIFICATES.]

Certificate No.1                                           _______%

Class II-X [Senior] [Subordinate]

                                                           Aggregate Initial Notional Amount of this Certificate
Date of Pooling and Servicing Agreement and Cut-off Date:  as of the Cut-off Date:
October 1, 2006                                            $___________

                                                           Initial Notional Amount of this Certificate as of the
First Distribution Date:                                   Cut-off Date:
November 25, 2006                                          $___________

Master Servicer:                                           CUSIP: ____________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                          BEAR STEARNS ALT-A TRUST 2006-7
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         II-X  Certificates  with  respect  to a Trust  Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four  family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this
Certificate in a trust (the “Trust Fund”)  primarily  consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential properties  (collectively,  the “Mortgage
Loans”)  sold by SAMI II. The  Mortgage  Loans were sold by EMC  Mortgage  Corporation  (“EMC”) and Master
Funding LLC (“Master  Funding”) to SAMI II. Wells Fargo Bank,  National  Association  (“Wells Fargo”) will act as master  servicer of the Mortgage Loans (the “Master  Servicer,”  which term includes any successors thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and
Servicing  Agreement  dated as of the Cut-off Date specified  above (the  “Agreement”),  among SAMI II, as depositor (the “Seller”),  the Master Servicer,  Wells Fargo, as securities administrator (the “Securities
Administrator”),  EMC Mortgage  Corporation and Citibank,  N.A., as trustee (the “Trustee”),  a summary of certain of the pertinent  provisions of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used herein shall have the meaning ascribed to them in the Agreement.  This Certificate is issued  under and is  subject  to the terms,  provisions  and  conditions  of the  Agreement,  to which
Agreement the Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  “Distribution  Date”), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered at the close of business on the last  Business Day of the month  immediately  preceding the month of such  Distribution  Date,  an amount equal to the product of the  Fractional  Undivided  Interest evidenced by this  Certificate  and the amount (of  interest,  if any) required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Notional Amount of this Certificate is set forth above.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  [For the Class II-2X-2,  Class II-2X-2,  Class II-2X-3,  Class II-2X-4 and Class II-2X-5
Certificates  only]  As  provided  in  the  Pooling  and  Servicing   Agreement  and  subject  to  certain
limitations  therein set forth,  this  Certificate  is  exchangeable  for a  proportionate  interest in an
Exchanged  Certificate  in a  Combination  Group.  The  Securities  Administrator  shall  make  the  first distribution  on an Exchanged  Certificate in such exchange  transaction on the  Distribution  Date in the following  month to the  Certificateholder  of record as of the close of  business  on the last day of the month of the exchange.]

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the Cut-off  Date Balance for Loan Group II or (ii) the Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This  is  one  of the  Class  II-X  Certificates  referred  to in  the  within-mentioned
Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:

                                                              Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

This information is provided by     __________________, the assignee named above, or
________________________, as its agent.

                                                                                              EXHIBIT A-10

                                 FORM OF CLASS II-B-[1][2][3] CERTIFICATE

                  THIS  CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS II-A  CERTIFICATES AS
DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A “REGULAR  INTEREST”
IN A “REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT,” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL   PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO  AS  DESCRIBED  IN  THE  AGREEMENT.
ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE  CERTIFICATES,  THE CERTIFICATE  PRINCIPAL  BALANCE OF
THIS CERTIFICATE WILL BE DIFFERENT FROM THE  DENOMINATION  SHOWN BELOW.  ANYONE ACQUIRING THIS CERTIFICATE
MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED  IS  REGISTERED  IN THE NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS
REQUESTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         EACH  BENEFICIAL  OWNER OF A CLASS  II-B-[1][2][3]  CERTIFICATE OR ANY INTEREST  THEREIN SHALL BE
DEEMED TO HAVE  REPRESENTED,  BY VIRTUE OF ITS  ACQUISITION  OR HOLDING OF THAT  CERTIFICATE  OR  INTEREST
THEREIN,  THAT EITHER (I) SUCH  CERTIFICATE IS RATED AT LEAST “BBB-” OR ITS  EQUIVALENT BY FITCH,  S&P AND
MOODY’S,  (II) IT IS NOT A PLAN  SUBJECT TO TITLE I OF THE  EMPLOYEE  RETIREMENT  INCOME  SECURITY  ACT OF
1974,  AS AMENDED,  OR SECTION  4975 OF THE CODE (EACH,  “PLAN”) OR  INVESTING  WITH “PLAN  ASSETS” OF ANY
PLAN,  OR (III) (1) IT IS AN  INSURANCE  COMPANY,  (2) THE  SOURCE OF FUNDS  USED TO  ACQUIRE  OR HOLD THE
CERTIFICATE  OR INTEREST  THEREIN IS AN “INSURANCE  COMPANY  GENERAL  ACCOUNT,” AS SUCH TERM IS DEFINED IN
U.S.  DEPARTMENT OF LABOR PROHIBITED  TRANSACTION  CLASS EXEMPTION  (“PTCE”) 95-60, AND (3) THE CONDITIONS
IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

Certificate No.1                                           Adjustable Pass-Through Rate

Class II-B-[1][2][3] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
October 1, 2006                                            $__________

First Distribution Date:                                   Initial Certificate Principal Balance of this
November 25, 2006                                          Certificate as of the Cut-off Date:   $__________

Master Servicer:                                           CUSIP: ___________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                           BEAR STEARNS ALT-A TRUST 2006-7
                                          MORTGAGE PASS-THROUGH CERTIFICATE
                                                    SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         II-B-[1][2][3]  Certificates  with  respect to a Trust Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced  hereby in the  beneficial  ownership  interest of  Certificates  of the same Class as this  Certificate  in a trust (the “Trust Fund”)  primarily  consisting of  conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the
“Mortgage  Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage  Corporation  (“EMC”) and
Master Funding LLC (“Master Funding”) to SAMI II. Wells Fargo Bank,  National  Association (“Wells Fargo”)
will act as master  servicer  of the  Mortgage  Loans (the  “Master  Servicer,”  which term  includes  any successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the
Pooling and Servicing  Agreement  dated as of the Cut-off Date specified  above (the  “Agreement”),  among
SAMI II, as depositor (the “Seller”),  the Master Servicer,  Wells Fargo, as securities administrator (the
“Securities  Administrator”),  EMC Mortgage Corporation and Citibank,  N.A., as trustee (the “Trustee”), a summary  of  certain  of the  pertinent  provisions  of which is set forth  hereafter.  To the  extent not defined herein,  capitalized  terms used herein shall have the meaning  ascribed to them in the Agreement.
This  Certificate  is  issued  under  and is  subject  to the  terms,  provisions  and  conditions  of the
Agreement,  to which Agreement the Holder of this  Certificate by virtue of its acceptance  hereof assents and by which such Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  “Distribution  Date”), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered at the close of business on the last  Business Day of the month  immediately  preceding the month of such  Distribution  Date,  an amount equal to the product of the  Fractional  Undivided  Interest evidenced by this  Certificate  and the amount (of  interest,  if any) required to be  distributed  to the
Holders of  Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the  Certificate  Principal  Balance  of this Class of  Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of  distributions  allocable  to  principal  hereon and any  Realized
Losses allocable hereto.

         Each  beneficial  owner of a Class  II-B-[1][2][3]  Certificate or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or holding of that  Certificate  or  interest therein,  that either (i) such  Certificate is rated at least “BBB-” or its  equivalent by Fitch,  S&P and
Moody’s,  (ii) it is not a plan subject to Title I of the Employee  Retirement  Investment Security Act of
1974,  as amended,  or Section 4975 of the Code (each,  a “Plan”) or investing  with “plan  assets” of any
Plan,  or  (iii)(1)  it is an  insurance  company,  (2) the  source of funds  used to  acquire or hold the
Certificate  or interest  therein is an “insurance  company  general  account,” as such term is defined in
U.S.  Department of Labor Prohibited  Transaction  Class Exemption  (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the Cut-off  Date Balance for Loan Group II or (ii) the Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                                       WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                            CERTIFICATE OF AUTHENTICATION

                  This   is  one  of  the   Class   II-B-[1][2][3]   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                     ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                              DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                              EXHIBIT A-11

                                 FORM OF CLASS II-B-[4][5][6] CERTIFICATE

                  THIS  CERTIFICATE IS SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS II-A,  CLASS II-B-1,
CLASS II-B-2,  CLASS II-B-3,  [CLASS II-B-4],  [CLASS II-B-5] AND [CLASS II-B-6] CERTIFICATES AS DESCRIBED
IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A “REGULAR  INTEREST”
IN A “REAL ESTATE  MORTGAGE  INVESTMENT  CONDUIT,” AS THOSE TERMS ARE DEFINED,  RESPECTIVELY,  IN SECTIONS
860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

                  THE  CERTIFICATE  PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DECREASED  BY THE
PRINCIPAL  PAYMENTS  HEREON.  ACCORDINGLY,  FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,  THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE  WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN ITS  CERTIFICATE  PRINCIPAL  BALANCE BY INQUIRY OF THE
SECURITIES ADMINISTRATOR NAMED HEREIN.

                  THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE  SECURITIES ACT OF
1933, AS AMENDED (THE  “SECURITIES  ACT”),  OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY
PURCHASING THIS CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR OTHERWISE
TRANSFERRED  ONLY IN COMPLIANCE  WITH THE SECURITIES ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT
TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER  REASONABLY  BELIEVES IS A
QUALIFIED  INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”),  PURCHASING FOR ITS OWN ACCOUNT
OR A QIB  PURCHASING  FOR THE  ACCOUNT  OF A QIB,  WHOM THE HOLDER HAS  INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN  CERTIFICATED
FORM TO AN “INSTITUTIONAL  ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1),  (2), (3) or
(7) OF  REGULATION  D UNDER THE ACT OR ANY  ENTITY IN WHICH ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH
PARAGRAPHS  PURCHASING  NOT FOR  DISTRIBUTION  IN  VIOLATION  OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE
RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT
AND (B) THE RECEIPT BY THE SECURITIES  ADMINISTRATOR  OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE SECURITIES
ADMINISTRATOR THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE  LAWS OR IN EACH CASE IN ACCORDANCE  WITH ALL APPLICABLE  SECURITIES  LAWS OF THE UNITED
STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR  INDIRECTLY  BY, OR ON BEHALF OF, AN
EMPLOYEE  BENEFIT  PLAN OR  OTHER  RETIREMENT  ARRANGEMENT  THAT IS  SUBJECT  TO  TITLE I OF THE  EMPLOYEE
RETIREMENT  INCOME  SECURITY  ACT OF 1974,  AS AMENDED  (“ERISA”),  AND/OR  SECTION  4975 OF THE  INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)  (EACH,  A “PLAN”),  OR BY A PERSON USING “PLAN ASSETS” OF A
PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE SECURITIES  ADMINISTRATOR  WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE,  MASTER  SERVICER AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY
RELY WHICH IS  SATISFACTORY  TO THE  SECURITIES  ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE  IS
PERMISSIBLE  UNDER  APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION
UNDER  SECTION  406 OF ERISA OR SECTION  4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE
TRUSTEE OR THE SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION OR LIABILITY IN ADDITION TO THOSE  UNDERTAKEN
IN THE AGREEMENT.

Certificate No.1                                           Adjustable Pass-Through Rate

Class II-B-[4][5][6] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement and Cut-off Date:  Certificate as of the Cut-off Date:
October 1, 2006                                            $__________

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
November 25, 2006                                          $__________

Master Servicer:                                           CUSIP: ____________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                          BEAR STEARNS ALT-A TRUST 2006-7
                                         MORTGAGE PASS-THROUGH CERTIFICATE
                                                   SERIES 2006-7

         evidencing a fractional  undivided interest in the distributions  allocable to the Class
         II-B-[4][5][6]  Certificates  with  respect to a Trust Fund  consisting  primarily  of a pool of adjustable  interest rate mortgage  loans secured by first liens on  one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Bear,  Stearns  Securities  Corp. is the  registered  owner of the
Fractional  Undivided  Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the “Trust Fund”)  primarily  consisting of  conventional adjustable  rate  mortgage  loans  secured by first liens on one- to four- family  residential  properties
(collectively,  the  “Mortgage  Loans”)  sold by SAMI II. The  Mortgage  Loans  were sold by EMC  Mortgage
Corporation  (“EMC”) and Master  Funding LLC (“Master  Funding”)  to SAMI II.  Wells Fargo Bank,  National
Association  (“Wells  Fargo”) will act as master  servicer of the Mortgage  Loans (the “Master  Servicer,”
which term includes any  successors  thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and  Servicing  Agreement  dated as of the Cut-off Date  specified  above
(the  “Agreement”),  among SAMI II, as depositor (the  “Seller”),  the Master  Servicer,  Wells Fargo,  as
securities  administrator (the “Securities  Administrator”),  EMC Mortgage Corporation and Citibank, N.A.,
as  trustee  (the  “Trustee”),  a summary of certain  of the  pertinent  provisions  of which is set forth hereafter.  To the  extent not  defined  herein,  capitalized  terms used  herein  shall have the  meaning ascribed  to them in the  Agreement.  This  Certificate  is issued  under  and is  subject  to the  terms, provisions and conditions of the Agreement,  to which  Agreement the Holder of this  Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The  Securities  Administrator  will  distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day (each,  a  “Distribution
Date”),  commencing  on the first  Distribution  Date  specified  above,  to the Person in whose name this
Certificate  is  registered  at the close of business on the last  Business  Day of the month  immediately preceding  the  month of such  Distribution  Date,  an  amount  equal  to the  product  of the  Fractional
Undivided  Interest  evidenced by this  Certificate  and the amount (of  interest,  if any) required to be distributed  to the Holders of  Certificates  of the same Class as this  Certificate.  The  Assumed  Final
Distribution  Date is the Distribution  Date in the month following the latest scheduled  maturity date of any  Mortgage  Loan and is not likely to be the date on which the  Certificate  Principal  Balance of this
Class of Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  No transfer of this  Certificate  shall be made unless the transfer is made  pursuant to an effective  registration  statement  under the Securities Act of 1933, as amended (the “1933 Act”),  and an effective  registration  or  qualification  under  applicable  state  securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event that such a transfer of this  Certificate is to be made without  registration or  qualification,  the Securities  Administrator shall  require  receipt of (i) if such transfer is  purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a  transferee  that is an  “Institutional  Accredited  Investor”  within  the meaning of Rule  501(a)(1),  (2), (3) or (7) of  Regulation D under the 1933 Act,  written  certifications from the Holder of the  Certificate  desiring to effect the transfer,  and from such Holder’s  prospective transferee,  substantially  in the forms  attached to the Agreement as Exhibit F-1 or F-2, as  applicable, and (ii) if requested  by the  Securities  Administrator,  an Opinion of Counsel  satisfactory  to it that such transfer may be made without such  registration or qualification  (which Opinion of Counsel shall not be an expense  of the Trust Fund or of the  Seller,  the  Trustee,  the  Securities  Administrator  or the
Master  Servicer  in  their  respective   capacities  as  such),  together  with  copies  of  the  written certification(s)  of the Holder of the  Certificate  desiring to effect the transfer  and/or such Holder’s prospective  transferee  upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates  specified on the face  hereof  under the 1933 Act or any  other  securities  law or to take any  action  not  otherwise required  under the  Agreement  to permit  the  transfer  of such  Certificates  without  registration  or qualification.  Any  Holder  desiring  to effect a  transfer  of this  Certificate  shall be  required  to indemnify  the Trustee,  the  Securities  Administrator,  the Seller and the Master  Servicer  against any liability  that may  result  if the  transfer  is not so  exempt  or is not made in  accordance  with such federal and state laws.

                  No  transfer  of  this  Class  II-B-[4][5][6]   Certificate  will  be  made  unless  the
Securities  Administrator  has  received  either (i) Opinion of Counsel  for the  benefit of the  Trustee,
Master  Servicer and the Securities  Administrator  and which they may rely which is  satisfactory  to the
Securities  Administrator  that the purchase of this certificate is permissible  under local law, will not constitute or result in a non-exempt  prohibited  transaction under Section 406 of the Employee Retirement
Income  Security Act of 1974,  as amended  (“ERISA”),  and Section 4975 of the Internal  Revenue  Code, as
amended  (the  “Code”),  and  will  not  subject  the  Master  Servicer,  the  Trustee  or the  Securities
Administrator  to any  obligation or liability in addition to those  undertaken in the Agreement or (ii) a representation  letter  stating that the  transferee  is not acquiring  directly or  indirectly  by, or on behalf of, an employee benefit plan or other  retirement  arrangement that is subject to Title I of ERISA, and/or Section 4975 of the Code (each, a “Plan”), or by a person using “plan assets” of a Plan.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof and of the Servicing  Agreement and the  modification of the rights and obligations of the Seller,
the  Master   Servicer,   the   Securities   Administrator   and  the   Trustee  and  the  rights  of  the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing  Agreement by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The  Agreement  also permits the  amendment  thereof and of the  Servicing  Agreement  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the Cut-off  Date Balance for Loan Group II or (ii) the Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: October 31, 2006                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Not in its  individual  capacity  but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                           CERTIFICATE OF AUTHENTICATION

                  This   is  one  of  the   Class   II-B-[4][5][6]   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                                              Authorized  signatory  of Wells  Fargo Bank,
                                                              National    Association,    not    in    its
                                                              individual    capacity    but    solely   as
                                                              Securities Administrator

                                                              By:_________________________________________
                                                                                Authorized Signatory

                                                    ASSIGNMENT

                  FOR VALUE RECEIVED,  the  undersigned  hereby  sell(s),  assign(s) and transfer(s)  unto
__________________________________  (Please print or typewrite name and address  including postal zip code of assignee) a Fractional  Undivided  Interest evidenced by the within Mortgage  Pass-Through  Certificate and hereby  authorizes  the  transfer of  registration  of such  interest  to assignee on the  Certificate
Register of the Trust Fund.

                  I (We) further  direct the  Certificate  Registrar to issue a new  Certificate of a like denomination  and Class,  to the above  named  assignee  and deliver  such  Certificate  to the  following address:

Dated:
                                    Signature by or on behalf of assignor

                                                              Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions  shall be made, by wire transfer or otherwise,  in  immediately  available funds to  _________________________________  for the account of  _________________________  account number
_____________,  or, if mailed by check, to  ______________________________.  Applicable  statements should be mailed to _____________________________________________.

                  This information is provided by    __________________,  the  assignee  named  above,  or
________________________, as its agent.

                                                                                              EXHIBIT A-12

                                        CLASS I-AE-[_] CERTIFICATE

                  THE CURRENT  PRINCIPAL  AMOUNT OF THIS  CERTIFICATE  WILL BE DECREASED BY THE  PRINCIPAL
PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO.  ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE
CERTIFICATES,  THE CURRENT  PRINCIPAL  AMOUNT OF THIS  CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION
SHOWN BELOW.  ANYONE ACQUIRING THIS  CERTIFICATE MAY ASCERTAIN ITS CURRENT  PRINCIPAL AMOUNT BY INQUIRY OF
THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY
TRUST COMPANY TO THE  SECURITIES  ADMINISTRATOR  OR ITS AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR
PAYMENT,  AND ANY  CERTIFICATE  ISSUED WILL BE  REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST COMPANY AND ANY PAYMENT WILL BE MADE
TO CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR  OTHERWISE  BY OR TO ANY PERSON IS
WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS CLASS I-AE-[_]  CERTIFICATE IS AN EXCHANGED  CERTIFICATE  AND, SUBJECT TO THE TERMS
AND CONDITIONS OF THE AGREEMENT, MAY BE EXCHANGED FOR EXCHANGEABLE CERTIFICATES.

Certificate No. 1                                          Variable Pass-Through Rate

Class I-AE-[_]

Date of Pooling and Servicing Agreement:                   Aggregate Initial Certificate Principal Balance of this
As of September 29, 2006                                   Certificate as of the Cut-off Date:
                                                           $____________

First Distribution Date:                                   Initial Certificate Principal Balance of this Certificate
November 25, 2006                                          as of the Cut-off Date:
                                                           $__________

Master Servicer:                                           CUSIP: __________
Wells Fargo Bank, National Association

Assumed Final Distribution Date:
December 25, 2046

                                     BEAR STEARNS ALT-A TRUST 2006-7
                                    MORTGAGE PASS-THROUGH CERTIFICATE
                                              SERIES 2006-7

         evidencing a fractional undivided interest in the distributions allocable to the Class
         I-AE-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                  This  Certificate  is payable  solely  from the assets of the Trust  Fund,  and does not represent an obligation of or interest in Structured  Asset Mortgage  Investments II Inc. (“SAMI II”), the
Master  Servicer,  the  Securities  Administrator  or the  Trustee  referred  to  below  or  any of  their affiliates  or any  other  person.  Neither  this  Certificate  nor  the  underlying  Mortgage  Loans  are guaranteed  or insured by any  governmental  entity or by SAMI II, the Master  Servicer  or the Trustee or
any of their  affiliates  or any  other  person.  None of SAMI II,  the  Master  Servicer  or any of their affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the Certificates.

                  This  certifies  that Cede & Co. is the  registered  owner of the  Fractional  Undivided
Interest  evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this
Certificate in a trust (the “Trust Fund”)  primarily  consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential properties  (collectively,  the “Mortgage
Loans”)  sold by SAMI II. The  Mortgage  Loans were sold by EMC  Mortgage  Corporation  (“EMC”) and Master
Funding LLC (“Master  Funding”) to SAMI II. Wells Fargo Bank,  National  Association  (“Wells Fargo”) will act as master  servicer of the Mortgage Loans (the “Master  Servicer,”  which term includes any successors thereto under the  Agreement  referred to below).  The Trust Fund was created  pursuant to the Pooling and
Servicing  Agreement  dated as of the Cut-off Date specified  above (the  “Agreement”),  among SAMI II, as depositor (the “Seller”),  the Master Servicer,  Wells Fargo, as securities administrator (the “Securities
Administrator”),  EMC Mortgage  Corporation and Citibank,  N.A., as trustee (the “Trustee”),  a summary of certain of the pertinent  provisions of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used herein shall have the meaning ascribed to them in the Agreement.  This Certificate is issued  under and is  subject  to the terms,  provisions  and  conditions  of the  Agreement,  to which
Agreement the Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

                  Interest on this  Certificate  will  accrue  during the period  from and  including  the preceding  Distribution  Date (as  hereinafter  defined) (or in the case of the first  Distribution  Date, from  the  Closing  Date)  to and  including  the  day  prior  to the  current  Distribution  Date  on the
Certificate  Principal  Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the
Agreement.  The Securities  Administrator  will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day,  the  immediately  following  Business  Day  (each,  a  “Distribution  Date”), commencing on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is  registered  at  the  close  of  business  on  the  Business  Day  immediately  preceding  the  related
Distribution  Date so long as such  Certificate  remains in book-entry form (and  otherwise,  the close of business  on the last  Business  Day of the month  immediately  preceding  the month of such  Distribution
Date), an amount equal to the product of the Fractional  Undivided  Interest evidenced by this Certificate and the amount (of interest,  if any) required to be  distributed  to the Holders of  Certificates  of the same Class as this  Certificate.  The Assumed  Final  Distribution  Date is the  Distribution  Date in the
month following the latest  scheduled  maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions  on this  Certificate  will be made  by the  Securities  Administrator  by check mailed to the address of the Person  entitled  thereto as such name and address  shall appear on the
Certificate  Register or, if such Person so requests by notifying the Securities  Administrator in writing as specified in the Agreement,  by wire transfer.  Notwithstanding  the above,  the final  distribution on this  Certificate  will be made after due notice by the Securities  Administrator  of the pendency of such distribution  and only  upon  presentation  and  surrender  of this  Certificate  at the  office or agency appointed by the  Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this Certificate is set forth above. The Certificate  Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  This  Certificate is one of a duly authorized  issue of  Certificates  designated as set forth on the face hereof (the  “Certificates”).  The Certificates,  in the aggregate,  evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder,  by its acceptance of this Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities  Administrator  nor the
Trustee  is  liable to the  Certificateholders  for any  amount  payable  under  this  Certificate  or the
Agreement  or,  except  as  expressly  provided  in the  Agreement,  subject  to any  liability  under the
Agreement.

                  This  Certificate  does not purport to summarize  the Agreement and reference is made to the Agreement for the  interests,  rights and  limitations  of rights,  benefits,  obligations  and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

                  The Agreement  permits,  with certain  exceptions  therein  provided:  (i) the amendment thereof  and of the  Servicing  Agreements  and the  modification  of the  rights and  obligations  of the
Seller,  the  Master  Servicer,  the  Securities  Administrator  and the  Trustee  and the  rights  of the
Certificateholders  under the Agreement  from time to time by EMC, the Seller,  the Master  Servicer,  the
Securities  Administrator and the Trustee,  and (ii) the amendment thereof and of the Servicing Agreements by the Master  Servicer  and the  Trustee  with the  consent of the  Holders of  Certificates,  evidencing
Fractional  Undivided  Interests  aggregating  not less than 51% of the Trust Fund (or in  certain  cases,
Holders of  Certificates  of affected  Classes  evidencing  such  percentage of the  Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this  Certificate  shall be conclusive and binding on such Holder and upon all future  Holders of this  Certificate  and of any  Certificate  issued upon the transfer  hereof or in lieu hereof whether or not notation of such consent is made upon this  Certificate.
The Agreement  also permits the  amendment  thereof and of the  Servicing  Agreements  in certain  limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain  limitations  therein set forth, the transfer of this  Certificate is  registrable  with the  Securities  Administrator  upon surrender of this
Certificate  for  registration  of  transfer  at the  offices or  agencies  maintained  by the  Securities
Administrator for such purposes,  duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory  to the  Securities  Administrator  duly executed by the Holder hereof or such Holder’s attorney  duly  authorized  in  writing,  and  thereupon  one  or  more  new  Certificates  in  authorized denominations  representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to the designated transferee.

                  The  Certificates  are issuable only as registered  Certificates  without coupons in the
Classes  and  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate  Fractional  Undivided  Interest,  as requested by the
Holder surrendering the same.

                  No service charge will be made to the  Certificateholders  for any such  registration of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Seller, the Master Servicer,  the Trustee, the  Securities  Administrator  and any  agent of any of them may  treat  the  Person  in whose  name this
Certificate  is  registered  as the owner  hereof for all  purposes,  and none of the  Seller,  the Master
Servicer,  the Trustee, the Securities  Administrator or any such agent shall be affected by notice to the contrary.

                  As  provided in the  Agreement  and  subject to certain  limitations  therein set forth, this Certificate is exchangeable  for a proportionate  interest in one or more  Exchangeable  Certificates in a Combination  Group. The Securities  Administrator  shall make the first distribution on a Certificate in such exchange  transaction on the Distribution Date in the following month to the  Certificateholder of record as of the close of business on the last day of the month of the exchange.

                  The  obligations  created by the  Agreement  and the Trust Fund created  thereby  (other than the  obligations  to make  payments to  Certificateholders  with  respect to the  termination  of the
Agreement)  shall  terminate  upon the earlier of (i) the later of (A) the  maturity or other  liquidation
(or Advance with respect  thereto) of the last Mortgage Loan  remaining in the Trust Fund and  disposition of all property  acquired upon  foreclosure  or deed in lieu of  foreclosure  of any Mortgage Loan and (B)
the  remittance of all funds due under the Agreement,  or (ii) the optional  repurchase by the party named in the  Agreement of all the  Mortgage  Loans and other  assets of the Trust Fund in  accordance  with the terms of the Agreement.  Such optional  repurchase may be made only if (i) the Scheduled Principal Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date Balance for Loan Group I or (ii) the  Depositor,  based upon an Opinion of Counsel  addressed to the Depositor and the Trustee has  determined  that the REMIC status of any REMIC under the  Agreement has been lost or that a  substantial  risk exists that such REMIC status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however,  will the Trust Fund created by the  Agreement  continue  beyond the  expiration  of 21 years after the death of certain persons identified in the Agreement.

                  Unless  this  Certificate  has been  countersigned  by an  authorized  signatory  of the
Securities  Administrator  by manual  signature,  this  Certificate  shall not be  entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS  WHEREOF,  the  Securities  Administrator  has caused this  Certificate to be duly executed.

Dated: ____________

                                                              WELLS FARGO BANK, N.A.
                                                              Not in its individual capacity but solely
                                                              as Securities Administrator

                                                              By:_________________________________________
                                                                       Authorized Signatory

                                      CERTIFICATE OF AUTHENTICATION

                  This is one of the Class I-AE-[_] Certificates referred to in the within-mentioned
Agreement.

                                                              WELLS FARGO BANK, N.A.
                                                              Authorized signatory of Wells Fargo Bank,
                                                              N.A., not in its individual capacity but
                                                              solely as Securities Administrator

                                                              By:_________________________________________
                                                                       Authorized Signatory

                                                                                                 EXHIBIT B
                                              MORTGAGE LOAN SCHEDULE

LOAN_SEQ           CURRENT_BALANCE            PAYMENT        STATED_ORIGINAL_TERM            STATED_REM_TERM
16546212           417000                     2345.63        360                             358
16546146           230784                     1202           360                             359
16546158           519920                     2978.71        360                             359
16546202           183600                     1090.13        360                             358
16546211           211269.01                  1463.68        360                             356
16546077           880000                     5866.67        360                             359
16546121           740000                     4933.33        360                             359
16546123           151098.55                  1109.45        360                             359
16546138           1000000                    7083.33        360                             359
16635199           458000                     2719.38        360                             359
16570293           417000                     2519.38        360                             358
16572073           332500                     1904.95        360                             358
16570289           171959.75                  1131.56        360                             358
16635164           782578.68                  4955.41        360                             358
16635321           444996                     2781.23        360                             359
16635322           725825                     4385.19        360                             357
16635161           468000                     2876.25        360                             359
16635323           1116808.34                 6299.86        360                             358
16558990           847500                     5826.56        360                             358
16558928           650000                     3656.25        360                             358
16594556           519623.64                  3680.53        360                             359
16594558           1476000                    8456.25        360                             359
16596310           1500000                    9062.5         360                             359
16596316           298300                     1802.23        360                             358
16594536           435000                     2310.94        360                             358
16594539           649950                     3723.67        360                             358
16596321           291960                     1763.93        360                             358
16558901           494000                     2727.29        360                             357
16558902           444082.83                  2359.19        360                             356
16549640           432000                     2610           360                             358
16634999           573750                     3167.58        360                             359
16594502           634499.59                  3610.54        360                             358
16594506           1111200                    6945           360                             359
16635152           504000                     2887.5         360                             359
16635316           455050                     2512.26        360                             359
16587020           272000                     1360           360                             354
16587021           423187                     2071.85        360                             354
16587022           398400                     1867.5         360                             355
16587023           295000                     1505.73        360                             355
16587024           309000                     1609.37        360                             355
16587025           380000                     1979.17        360                             355
16587027           184000                     900.83         360                             356
16559083           798651.95                  5255.43        360                             358
16591483           600000                     3437.5         360                             358
16587029           444800                     2224           360                             356
16591488           262400                     1503.33        360                             358
16587019           1235000                    6046.35        360                             353
16559074           716584.96                  4778.67        360                             358
16559075           720000                     4050           360                             358
16587017           600000                     3187.5         360                             352
16587018           499990                     2552.03        360                             354
16587010           487395.9                   2081.59        360                             345
16587013           470500                     2254.48        360                             347
16587014           478400                     2342.17        360                             348
16404476           300000                     1718.75        360                             358
16587015           593418.98                  3645.66        360                             349
16587016           198128.43                  1183.08        360                             351
16587001           671476.03                  3443.58        360                             332
16587003           850000                     4161.46        360                             357
16587004           401566.37                  2118.25        360                             341
16587005           399787.54                  1416.17        360                             346
16587006           480726.61                  2603.7         360                             342
16587007           228833.54                  1220.65        360                             343
16587008           488714.55                  2570.7         360                             343
16587009           395000                     1563.54        360                             346
16559057           638100                     3589.31        360                             358
16634955           510500                     2765.21        360                             358
16634941           586519                     3543.55        360                             359
16635308           480000                     2900           360                             360
16596561           244999.98                  1250.52        360                             359
16558984           1540000                    8181.25        360                             358
16635311           551000                     2812.4         360                             360
16634936           548000                     3025.42        360                             356
16596559           350200                     2006.35        360                             359
16615977           131920                     824.5          360                             359
16546012           840000                     5600           360                             359
16545448           500000                     3072.92        360                             359
16545459           504000                     3570           360                             359
16545258           431744.95                  3360.05        360                             359
16545294           89813                      636.18         360                             359
16545131           97436.23                   723.93         360                             359
16545142           943200                     6189.75        360                             359
16545030           420128                     2757.09        360                             358
16544376           456000                     2850           360                             359
16544384           512000                     3360           360                             358
16544355           1000000                    6458.33        360                             359
16544363           630500                     3940.63        360                             359
16544365           762400                     5479.75        360                             359
16544239           202000.67                  1572.07        360                             359
16544272           825000                     5328.13        360                             359
16544107           507565.22                  3337.15        360                             359
16544119           720000                     4500           360                             359
16544151           573750                     3705.47        360                             358
16544016           506460                     2953.93        360                             359
16543932           1500000                    9843.75        360                             359
16543980           127200                     821.5          360                             359
16540911           588000                     4226.24        360                             359
16540858           528000                     3783.54        360                             359
16540753           120000                     800            360                             359
16612704           441600                     2791.21        360                             360
16610242           546000                     3412.5         360                             359
16610035           63707.23                   467.77         360                             359
16609903           565604                     3476.11        360                             359
16609834           464000                     3238.33        360                             359
16295237           142500                     950            360                             356
16295256           73500                      512.97         360                             357
16606007           436000                     2725           360                             359
16384290           121161.35                  940            360                             358
16384312           3867532.23                 29074.02       360                             359
16384336           60200                      407.6          360                             358
16384385           679194.17                  5288.97        360                             358
16384235           489287.8                   3678.2         360                             359
16605893           453348                     2550.08        360                             359
16605897           640000                     4200           360                             359
16605732           1000000                    6041.67        360                             359
16605608           736000                     5443.33        360                             359
16605610           531850                     3878.07        360                             359
16604421           600450                     4190.64        360                             359
16604579           151920                     917.85         360                             359
16605598           536000                     3685           360                             359
16604017           802000                     4678.33        360                             359
16604063           568000                     3964.17        360                             359
16604104           139896.1                   978.9          360                             359
16604108           650000                     4265.63        360                             359
16604173           211838.68                  1464.24        360                             359
16604247           417000                     2649.69        360                             358
16604359           64000                      466.67         360                             359
16604367           559250                     4136.12        360                             359
16604391           284000                     2100.42        360                             359
16365545           209500                     1243.91        360                             358
16361492           134400                     994            360                             357
16603035           325000                     1794.27        360                             359
16602922           599531.94                  4093.06        360                             359
16602934           542316                     3163.51        360                             359
16602940           456000                     2897.5         360                             359
16602942           140032                     991.89         360                             359
16602865           443138                     3000.41        360                             359
16649824           57674.63                   395.32         360                             354
16649825           245004                     1301.58        360                             359
16649826           69941.19                   459.85         360                             359
16649827           312731.95                  2063.41        360                             355
16649828           220914                     1127.58        360                             357
16649829           317000                     1849.17        360                             359
16649830           344000                     1970.83        360                             358
16649831           255000                     1275           360                             357
16649832           44716.8                    279.49         360                             358
16649833           200800                     1150.42        360                             357
16649834           119782.45                  758.48         360                             358
16649835           111785.84                  736.42         360                             357
16649836           130000                     677.08         360                             357
16649837           414247.64                  2623.08        360                             358
16649838           325000                     1828.13        360                             357
16649839           134267.75                  872.36         360                             358
16649820           91000                      502.4          360                             359
16649821           186000                     1046.25        360                             357
16649822           70021.63                   461.16         360                             357
16649823           191900                     1079.44        360                             358
16360093           225600                     1292.5         360                             358
16359981           328605.88                  2557.37        360                             359
16359987           328605.88                  2557.37        360                             359
16360041           103819.18                  818.17         360                             357
16359377           648000                     4860           360                             358
16358996           224800                     1592.33        360                             358
16358957           187120                     1169.5         360                             357
16358969           324000                     1822.5         360                             357
16349423           115288.58                  888.1          360                             357
16649816           126900                     766.69         360                             358
16649817           60000                      362.5          360                             358
16649818           229897.44                  1273.68        360                             356
16649819           248000                     1446.67        360                             358
16649804           358032.86                  2057.67        360                             352
16649805           111624.18                  831            360                             356
16649806           135527.67                  882.09         360                             356
16649807           40272.61                   296.51         360                             355
16649808           227600                     1398.79        360                             355
16649809           314201.52                  2069.33        360                             357
16649810           255000                     1381.25        360                             358
16649811           263625                     1455.43        360                             354
16649812           231200                     1372.75        360                             357
16649813           492000                     2818.75        360                             357
16649814           185400                     1100.81        360                             357
16649815           181958.31                  966.65         360                             358
16400754           209600                     1484.67        360                             359
16400834           118057.04                  929.29         360                             359
16400890           73451.92                   545.74         360                             359
16347658           78750                      516.8          360                             357
16563206           1076250                    6950.78        360                             359
16563229           480000                     3200           360                             359
16346371           151920                     1076.1         360                             357
16347408           62878.65                   473.3          360                             357
16347424           610080                     3940.1         360                             358
16346472           69114.39                   455.25         360                             357
16346216           272000                     1501.67        360                             357
16320988           159920                     1166.08        360                             358
16346058           195659.24                  1541.93        360                             357
16346073           142800                     743.75         360                             356
16594538           795333.57                  4659.41        360                             358
16594618           482727.12                  2996.67        360                             359
16649789           137890                     732.54         360                             346
16649790           284925.78                  1483.99        360                             347
16649791           167765.27                  821.35         360                             346
16649792           155655.64                  891.91         360                             346
16649793           185922.56                  893.45         360                             346
16649794           238596.59                  1267.64        360                             358
16649795           335920                     1749.58        360                             351
16649796           341467.3                   1671.77        360                             352
16649797           244443.09                  1781.13        360                             353
16649798           174400                     999.17         360                             349
16649799           472500                     3248.44        360                             355
16649800           360000                     2137.5         360                             355
16649801           183988.73                  1138.31        360                             355
16649802           400000                     2083.33        360                             359
16649803           250000                     1302.08        360                             357
16344036           73971.24                   590.03         360                             357
16404343           332000                     1867.5         360                             357
16393700           199895                     1186.91        360                             357
16591506           412000                     2360.42        360                             359
16591511           139463.67                  726.56         360                             358
16195243           840000                     4725           360                             353
16570355           236000                     1401.25        360                             358
16562337           463850                     2657.47        360                             358
16378477           844149.9                   5803.53        360                             359
16378156           524997.77                  4132.54        360                             359
16375183           194400                     1235.25        360                             358
16376338           241700                     1560.98        360                             357
16375247           102800                     771            360                             357
16375887           213048                     1464.71        360                             358
16377009           62103.66                   473.53         360                             355
16377010           128799.58                  791.58         360                             356
16374901           160408.78                  1001.32        360                             357
16372408           126000                     931.88         360                             357
16375027           350000                     2442.71        360                             358
16372380           140000                     1050           360                             357
16372312           209300                     1569.75        360                             357
16372320           122500                     905.99         360                             357
16293933           424000                     2915           360                             355
16247935           368000                     2146.67        360                             357
16243234           172597.65                  1194.84        360                             357
16240173           217000                     1356.25        360                             357
16236140           60514.53                   430.34         360                             355
16236170           84000                      525            360                             355
16233749           101520                     655.65         360                             357
16231634           113600                     781            360                             356
16372074           292000                     1642.5         360                             357
16372076           230262.67                  1401.22        360                             356
16368684           136500                     1023.75        360                             357
16368204           136562.15                  1076.21        360                             357
16368434           148400                     1097.54        360                             357
16368479           47947.36                   386.22         360                             358
16366349           160000                     1083.33        360                             358
16366380           403988.33                  2187.94        360                             357
16366382           136500                     1009.53        360                             357
16366386           119000                     892.5          360                             357
16365966           215350                     1502.96        360                             358
16627047           223400                     1334.82        360                             359
16627048           371650                     1941.87        360                             359
16627049           135900                     976.78         360                             359
16627050           136800                     997.5          360                             359
16627051           83200                      537.33         360                             359
16627052           209300                     1308.13        360                             359
16627054           154100                     901.48         360                             359
16627055           260000                     1493.92        360                             359
16627056           198900                     1160.25        360                             359
16627057           618750                     3416.02        360                             359
16627058           420000                     2318.75        360                             359
16627059           155100                     888.59         360                             359
16627060           167750                     856.22         360                             359
16627061           252000                     1417.5         360                             359
16627062           315000                     1968.75        360                             359
16627063           229945.83                  1245.83        360                             359
16627064           513000                     2671.88        360                             359
16627065           203000                     1211.33        360                             359
16627066           170400                     923            360                             359
16627067           230200                     1300.5         360                             359
16627068           165650                     1156.1         360                             359
16627069           103900                     606.08         360                             359
16627070           173650                     958.69         360                             359
16627071           104350                     619.58         360                             359
16627072           172000                     1057.08        360                             359
16627073           214400                     1206           360                             359
16627074           521700                     2771.53        360                             359
16627075           133200                     957.38         360                             359
16627076           94500                      630            360                             359
16627077           456300                     2756.81        360                             359
16627078           277500                     1589.84        360                             359
16627079           111900                     629.44         360                             359
16627080           146450                     839.04         360                             359
16627081           188965.47                  1161.56        360                             359
16627082           674250                     3933.13        360                             359
16627083           80000                      566.67         360                             359
16627084           136500                     696.72         360                             359
16627086           164000                     1007.92        360                             359
16627087           244400                     1323.83        360                             359
16627088           164000                     888.33         360                             359
16627089           152000                     823.33         360                             359
16627090           180000                     881.25         360                             359
16627091           350000                     2187.5         360                             359
16419088           441700                     3036.69        360                             358
16419116           727200                     4848           360                             359
16419118           1254000                    8882.5         360                             357
16419150           449350                     2714.82        360                             359
16419151           88500                      608.44         360                             358
16419195           485999.99                  3189.37        360                             358
16419221           328524                     1847.95        360                             359
16601144           599200                     2996           360                             359
16601205           464253                     2901.58        360                             359
16602753           117096.6                   750.44         360                             359
16602761           124600                     752.79         360                             359
16601428           236250                     1648.83        360                             359
16599975           1050000                    6781.25        360                             359
16599997           584000                     3467.5         360                             359
16600892           420000                     2975           360                             359
16600902           156392                     1042.61        360                             359
16600904           345943.06                  2420.69        360                             359
16600908           414651.34                  2726.26        360                             359
16601060           463200                     2895           360                             359
16599727           232100                     1329.74        360                             358
16599732           89938.06                   652.57         360                             359
16599734           196000                     1163.75        360                             359
16599770           67949.53                   475.47         360                             359
16599819           440000                     2704.17        360                             359
16597783           459450                     2823.7         360                             359
16599372           290000                     1510.42        360                             359
16599520           455700                     3085.47        360                             359
16599549           459883                     3161.7         360                             359
16599572           682500                     4123.44        360                             359
16599688           138000                     963.13         360                             359
16597528           480000                     3350           360                             359
16597534           456000                     3182.5         360                             359
16597553           152000                     981.67         360                             359
16597565           500800                     3495.17        360                             359
16596746           140615.57                  983.93         360                             359
16597136           748500                     4756.09        360                             359
16597242           419620.31                  2654.69        360                             359
16597282           464000                     2706.67        360                             359
16597297           460000                     3210.42        360                             359
16597306           480000                     3350           360                             359
16597340           585000                     3351.56        360                             359
16597347           472000                     2655           360                             359
16597349           480000                     3350           360                             359
16597366           650000                     4265.63        360                             359
16597370           528000                     3410           360                             359
16597389           288000                     2010           360                             359
16596159           247483.47                  1417.87        360                             359
16596216           159450                     1029.78        360                             358
16596570           425750                     2793.98        360                             359
16596271           592000                     3761.67        360                             359
16596308           88744.81                   674.94         360                             359
16596655           544000                     3796.67        360                             359
16596468           162000                     1096.88        360                             359
16591169           115756.16                  819.91         360                             359
16591214           596800                     4165.17        360                             359
16591365           860790                     5169.19        360                             359
16591389           479200                     3344.42        360                             359
16591410           1200000                    7750           360                             359
16591489           600000                     3875           360                             359
16594730           599627.07                  4560.43        360                             359
16594747           496000                     2790           360                             359
16594751           75750                      489.22         360                             359
16594769           90200                      582.54         360                             359
16594809           231780.34                  1984.72        360                             358
16594830           456000                     2945           360                             358
16591639           599457.59                  3792.41        360                             359
16585795           459920                     3114.04        360                             359
16585863           600000                     3937.5         360                             359
16585928           208000                     1040           360                             358
16585967           377403.92                  2805.9         360                             358
16586027           440000                     3070.83        360                             359
16586058           163865.57                  1091.1         360                             359
16586146           1050000                    7328.13        360                             359
16591018           344080                     1720.4         360                             359
16591032           120000                     850            360                             359
16591042           325500                     1627.5         360                             359
16591055           1105507.73                 8117.27        360                             359
16591094           1000000                    5729.17        360                             359
16591117           105489.27                  830.37         360                             359
16419044           880000                     5775           360                             359
16361251           91848.1                    740.25         360                             357
16361208           130399.66                  950.83         360                             357
16575412           574794.03                  4120.8         360                             359
16575449           212787.96                  1277.04        360                             359
16585504           151093.28                  1083.22        360                             359
16585557           116000                     725            360                             359
16585580           688500                     4805.16        360                             359
16585582           103935.35                  790.48         360                             359
16585614           940000                     6658.33        360                             359
16205953           148584                     897.7          360                             356
16407402           1400000                    10354.17       360                             359
16407403           1260000                    8531.25        360                             359
16419006           550500                     3727.34        360                             358
16419018           155000                     920.31         360                             359
16407074           693600                     4913           360                             358
16407076           527750                     3518.33        360                             358
16407119           972250                     6481.66        360                             359
16407139           526948                     3622.77        360                             358
16407247           263600                     1537.67        360                             358
16407279           603650                     4212.97        360                             358
16407298           637400                     4581.31        360                             358
16407316           862500                     6199.22        360                             358
16407324           636724.87                  4901.82        360                             358
16407335           290146.79                  2233.69        360                             358
16407044           528154.29                  3924.1         360                             359
16407057           1000000                    6458.33        360                             359
16041183           182000                     1213.33        360                             351
16585320           439200                     3494.48        360                             360
16230348           479500                     3296.56        360                             357
16567116           220000                     1145.84        360                             359
16569892           194920.39                  1765.55        360                             359
16562149           351920                     2162.84        360                             359
16406805           61027.6                    475.23         360                             358
16406821           68000                      488.75         360                             358
16406871           514028                     3801.67        360                             358
16405716           528500                     3578.39        360                             358
16405771           570376                     3386.61        360                             358
16405793           512000                     3680           360                             358
16405821           181320.46                  1208.8         360                             357
16405869           265000                     1517.6         360                             359
16405872           444550                     2871.05        360                             358
16405935           799200                     5244.75        360                             358
16405959           1995000                    13092.19       360                             359
16405686           1012500                    6855.47        360                             359
16405690           649229.74                  5055.63        360                             358
16405383           89563.06                   619.54         360                             358
16405454           731250                     5103.52        360                             359
16405519           140000                     831.25         360                             357
16405548           277511                     1532.09        360                             359
16405590           456000                     3277.5         360                             358
16404333           288000                     1830           360                             359
16404351           159087.64                  1140.53        360                             359
16404358           76948.33                   565            360                             359
16404409           975000                     7011.88        360                             359
16404457           699700                     4883.32        360                             358
16404468           103870.25                  790.48         360                             358
16404513           177600                     980.5          360                             357
16404532           449888                     3046.12        360                             358
16404541           584000                     4015           360                             359
16404266           479200                     3444.25        360                             358
16404086           100603.7                   713.1          360                             358
16404103           517909                     3884.32        360                             358
16404134           1086788.62                 8074.66        360                             359
16402666           434484                     2896.2         360                             359
16402765           720000                     4725           360                             358
16402767           675000                     4500           360                             359
16402805           1000000                    7291.67        360                             359
16402830           188963.98                  1438.06        360                             358
16403936           960000                     6800           360                             359
16403952           69750                      472.27         360                             358
16403965           198800                     1263.21        360                             359
16402068           123845.32                  942.49         360                             358
16402080           472000                     3097.5         360                             359
16402126           699320                     4880.67        360                             358
16402131           1170000                    8165.63        360                             358
16402142           319546.84                  2292.52        360                             358
16402183           68250                      497.66         360                             358
16402220           680000                     4887.5         360                             358
16402307           75820.35                   563.7          360                             358
16342511           62288.69                   485.34         360                             357
16342218           77625                      517.5          360                             357
16342263           97599.67                   589.66         360                             356
16341981           364245.12                  1821.23        360                             357
16339555           115539.99                  601.78         360                             358
16339467           87843.03                   684.45         360                             357
16339538           136000                     680            360                             358
16335475           67200                      399            360                             358
16339271           180000                     1237.5         360                             359
16335204           132000                     893.75         360                             357
16335374           188355.48                  1287.95        360                             357
16335418           65600                      471.5          360                             357
16331842           59892.98                   466.67         360                             357
16331547           439480                     2792.53        360                             359
16331405           197984.47                  1491.23        360                             356
16329961           76500                      494.06         360                             357
16326907           200000                     1333.33        360                             358
16326911           200000                     1333.33        360                             358
16329717           134400                     798            360                             357
16649872           211992                     1126.21        360                             359
16649873           200000                     1083.33        360                             359
16649875           227000                     1229.58        360                             359
16649876           267200                     1503           360                             360
16649877           96705.91                   588.17         360                             359
16649878           140000                     772.92         360                             359
16649879           208450.67                  1172.59        360                             359
16649880           220596                     1196           360                             359
16649881           80412                      460.69         360                             360
16649882           157590                     853.61         360                             359
16649883           207000                     1099.69        360                             360
16649884           236727.38                  1233.07        360                             357
16649885           235184.85                  1532.15        360                             355
16649886           304914.81                  2009.89        360                             356
16649887           120334.05                  793.88         360                             355
16326236           63961.23                   492.1          360                             359
16649840           247200                     1416.25        360                             360
16649841           45000                      239.06         360                             358
16649842           256257.62                  1415.26        360                             357
16649843           149900                     702.66         360                             359
16649844           230812.16                  1202.31        360                             358
16649845           242000                     1310.83        360                             358
16649846           247475                     1520.94        360                             359
16649847           112000                     606.67         360                             359
16649848           351999.99                  2310           360                             358
16649849           145600                     879.67         360                             358
16649850           272000                     1530           360                             359
16649851           330560                     1859.4         360                             359
16649852           74857.3                    461.79         360                             358
16649853           324911.98                  1760.16        360                             358
16649854           235743                     1276.94        360                             359
16649855           138000                     733.13         360                             359
16649856           308000                     1732.5         360                             360
16649857           156735.44                  1031.38        360                             358
16649858           64000                      346.67         360                             359
16649859           233838.97                  1696.66        360                             359
16649860           264000                     1485           360                             360
16649861           202300                     1074.72        360                             359
16649862           179200                     1157.33        360                             359
16649863           282640                     1560.41        360                             360
16649864           199900                     1020.32        360                             359
16649865           114000                     641.25         360                             359
16649866           180000                     900            360                             359
16649867           273000                     1535.63        360                             359
16649868           365090                     1825.45        360                             359
16649869           314200                     1603.73        360                             359
16649870           228000                     1258.75        360                             360
16649871           65100                      366.19         360                             360
16322758           276000                     1667.5         360                             357
16322766           108550.97                  836.19         360                             357
16322787           151920                     696.3          360                             357
16322912           96000                      650            360                             357
16318627           371000                     2434.69        360                             357
16321024           81412.58                   563.59         360                             357
16321038           268630                     1613.17        360                             358
16321150           50440.2                    392.55         360                             359
16318109           123849.23                  953.45         360                             358
16307812           143920                     869.52         360                             357
16307890           126300                     697.28         360                             357
16306752           88125                      578.32         360                             357
16306763           140000                     831.25         360                             357
16304112           1114450                    7894.02        360                             359
16304115           1000000                    6562.5         360                             357
16304354           118150                     652.29         360                             357
16303874           479920                     2849.53        360                             358
16303960           73318.2                    489            360                             357
16304021           120000                     812.5          360                             357
16402013           134400                     994            360                             357
16402034           532000                     3879.17        360                             358
16402062           180000                     1162.5         360                             359
16300299           274231.82                  1715.64        360                             357
16401829           1087500                    7703.13        360                             358
16401880           958750                     6291.8         360                             358
16401924           113868.34                  896.84         360                             358
16401974           60232.15                   479.77         360                             358
16297122           712000                     4672.5         360                             356
16297150           164600                     874.44         360                             356
16575110           220000                     1558.33        360                             359
16575117           197467.41                  1449.92        360                             359
16575159           436000                     3042.92        360                             359
16575225           95920                      649.46         360                             359
16575229           103920                     703.62         360                             359
16575237           111920                     757.79         360                             359
16574877           218277                     1546.14        360                             359
16574915           82967.23                   566.42         360                             359
16574948           484400                     3380.71        360                             359
16574979           560000                     3733.33        360                             359
16574993           663481.02                  4792.13        360                             357
16571924           600000                     4187.5         360                             359
16571930           133700                     849.55         360                             359
16571947           570000                     3978.13        360                             359
16572004           111914.77                  773.56         360                             359
16572034           440000                     3070.83        360                             359
16571824           880000                     6050           360                             359
16571684           921600                     6432           360                             359
16571697           380000                     2058.33        360                             359
16571700           51268.11                   389.92         360                             359
16570755           168000                     1137.5         360                             359
16570760           797550                     5566.23        360                             359
16570762           112450                     667.67         360                             359
16571548           698139                     4726.98        360                             359
16571552           220000                     1352.08        360                             358
16571553           299530.53                  2046.53        360                             358
16570504           1898819.04                 14441.38       360                             359
16570544           477900                     2937.09        360                             359
16570627           101250                     675            360                             359
16570646           931120                     6595.43        360                             359
16570718           155300                     922.09         360                             359
16570724           263840.07                  2029.93        360                             359
16570432           552000                     3335           360                             359
16570481           166600                     936.86         360                             359
16570482           183920                     1168.66        360                             358
16569336           122325.85                  941.15         360                             359
16569362           720000                     5100           360                             359
16569408           143893.13                  1006.87        360                             359
16569153           368800                     2189.75        360                             359
16569200           291992                     1547.98        360                             359
16569237           1000000                    6354.17        360                             359
16568997           217000                     1537.08        360                             359
16569063           431200                     2380.58        360                             359
16569087           431900                     2609.4         360                             359
16568862           962400                     6215.5         360                             359
16568903           520000                     3304.17        360                             357
16568796           504000                     3570           360                             359
16568189           463750                     3139.97        360                             359
16568222           542400                     4011.5         360                             359
16568766           464000                     3045           360                             359
16570311           271900                     1557.76        360                             358
16570317           463218.13                  3048.15        360                             358
16570318           247900                     1523.55        360                             358
16596533           268936.8                   1715.63        360                             359
16596290           456000                     2850           360                             359
16570400           418800                     2530.25        360                             358
16570402           252000                     1470           360                             358
16570325           257942.76                  1654.57        360                             358
16570408           216000                     1327.5         360                             358
16596543           468000                     3022.5         360                             358
16570411           600000                     3750           360                             358
16570332           290800                     1575.17        360                             358
16570335           411000                     2226.25        360                             358
16596555           360000                     2250           360                             359
16572040           173300                     1047.02        360                             358
16570341           348000                     1848.75        360                             358
16572048           288000                     1860           360                             358
16549658           580000                     3564.58        360                             358
16596235           275805.2                   1977.3         360                             359
16596238           527200                     3349.92        360                             359
16596323           348750                     2143.36        360                             358
16596253           157500                     967.97         360                             359
16397574           94952.24                   689.91         360                             357
16587000           356463.67                  2640.35        360                             308
16591382           234400                     1440.58        360                             359
16591463           650000                     3453.13        360                             358
16591481           142981.39                  989.05         360                             358
16586995           334403.5                   2452.13        360                             307
16586996           216032.98                  1600.17        360                             308
16586998           100306.87                  749.72         360                             310
16586999           171788.82                  1285.3         360                             309
16570397           312389.79                  1789.79        360                             358
16570398           244555.82                  1548.57        360                             358
16562342           225000                     1382.81        360                             357
16562344           256000                     1600           360                             358
16570366           300000                     1625           360                             358
16570286           184400                     1210.13        360                             358
16562350           670000                     4117.71        360                             358
16562352           368000                     2261.67        360                             358
16562353           126273.82                  776.22         360                             358
16562354           439642.05                  3192.12        360                             358
16562355           409964.84                  2535.16        360                             358
16562356           127200                     781.75         360                             358
16570295           275997.59                  1725           360                             358
16562338           959200                     5895.08        360                             358
16296808           164000                     888.33         360                             356
16559129           600000                     3437.5         360                             358
16634867           599717.3                   3435.88        360                             357
16634875           1243500                    6735.63        360                             355
16591379           283330                     1593.73        360                             357
16634876           625000                     3645.83        360                             355
16634878           460500                     2782.19        360                             354
16009677           400000                     2416.67        360                             351
16634882           514918                     3486.42        360                             355
16634889           646906                     3908.39        360                             357
16591398           354400                     2104.25        360                             359
16559168           840000                     4812.5         360                             358
16397507           640000                     4466.67        360                             357
16397509           137500                     773.44         360                             358
16397513           231117.77                  1372.75        360                             357
16397515           261600                     1526           360                             357
16549556           525000                     3007.81        360                             358
16596210           166500                     953.91         360                             358
16596215           153600                     864            360                             357
16596233           400000                     2375           360                             359
16594617           637500                     3652.34        360                             359
16397545           466000                     2912.5         360                             358
16397547           191200                     1175.08        360                             358
16596243           312000                     1852.5         360                             358
16397551           375000                     2109.38        360                             357
16397554           368000                     2070           360                             357
16397559           2000000                    14583.33       360                             356
16549597           368400                     2149           360                             358
16594630           479566.07                  3033.93        360                             359
16596250           259600                     1487.29        360                             359
16596261           183600                     1032.75        360                             358
16594643           425000                     2036.46        360                             359
16397575           224000                     1283.33        360                             357
16635017           472000                     2753.33        360                             359
16397581           260000                     1489.58        360                             357
16570321           320000                     1933.33        360                             358
16570329           400000                     2250           360                             359
16558880           1000000                    6250           360                             353
16558884           720000                     4200           360                             353
16635219           539589.1                   3729.65        360                             359
16558895           670000                     3489.58        360                             358
16594659           434000                     2531.67        360                             359
16397589           409999.83                  2220.83        360                             357
16570302           1500000                    9062.5         360                             357
16594661           886000                     4799.17        360                             359
16594664           1890000                    12206.25       360                             359
16594665           559000                     2795           360                             358
16594827           125000                     729.17         360                             358
16570310           417000                     2519.38        360                             358
16570312           143200                     820.42         360                             358
16570313           368393.3                   2454.97        360                             358
16635034           425065.3                   2418.78        360                             358
16635037           480000                     2850           360                             359
16570319           304000                     1741.67        360                             358
16558871           540000                     3037.5         360                             357
16596293           564000                     3407.5         360                             359
16596296           430000                     2463.54        360                             359
16608655           183863.45                  1286.55        360                             359
16608656           417000                     2562.81        360                             359
16608657           248800                     1529.08        360                             359
16608658           126320                     789.5          360                             359
16608625           205200                     1239.75        360                             359
16608626           168000                     1102.5         360                             359
16608627           291804.08                  2142.59        360                             359
16608628           161200                     1041.08        360                             359
16608629           112400                     737.63         360                             359
16608630           260000                     1543.75        360                             358
16608631           304000                     1741.67        360                             359
16608632           184000                     1092.5         360                             359
16608633           185244.25                  1217.94        360                             359
16608634           252607.65                  1746.02        360                             359
16608635           154028.73                  1038.55        360                             359
16608636           991245.18                  6851.49        360                             359
16608637           288000                     1860           360                             359
16608638           86416                      549.1          360                             359
16608639           440000                     2658.33        360                             359
16608640           191857.51                  1342.49        360                             359
16608641           200000                     1270.83        360                             359
16608642           171834.16                  1158.79        360                             359
16608643           83992                      507.45         360                             359
16608644           209836.18                  1432.57        360                             359
16608645           181600                     1116.08        360                             359
16608646           131902.04                  922.96         360                             359
16608647           89926.23                   598.77         360                             359
16608648           187200                     1053           360                             359
16608649           312000                     1917.5         360                             359
16608650           135816.58                  938.76         360                             359
16608651           288000                     1800           360                             359
16608652           628000                     3859.58        360                             359
16608653           147200                     874            360                             359
16608654           203033.44                  1351.89        360                             359
16608620           103920                     671.15         360                             358
16608621           152833.31                  1082.52        360                             359
16608622           208000                     1343.33        360                             359
16608623           131891.81                  878.19         360                             359
16608624           255628.26                  1811.95        360                             358
16608601           228742                     1215.19        360                             359
16608602           344979                     1904.57        360                             358
16608603           345654                     1908.3         360                             359
16608604           180000                     1181.25        360                             359
16608605           99831.52                   656.92         360                             358
16608606           108000                     697.5          360                             359
16608607           192000                     1180           360                             359
16608608           577200                     3727.75        360                             358
16608609           248000                     1601.67        360                             359
16608610           264000                     1705           360                             359
16608611           258400                     1830.33        360                             359
16608612           187760                     1114.83        360                             359
16608613           101213.24                  710.4          360                             358
16608615           286800                     1732.75        360                             358
16608616           164000                     956.67         360                             359
16608617           215200                     1255.33        360                             358
16608618           272000                     1671.67        360                             359
16608619           148000                     1002.08        360                             358
16562340           400000                     2333.33        360                             357
16562345           366400                     2099.17        360                             358
16562348           958382.34                  6306.52        360                             358
16635090           524000                     3111.25        360                             359
16635255           495750                     2531.41        360                             359
16562358           408000                     2380           360                             358
16635261           744000                     4262.5         360                             359
16635264           458200                     2625.1         360                             359
16635265           544000                     2890           360                             360
16635274           560000                     3150           360                             359
16635277           536000                     2847.5         360                             359
16635284           598400                     3116.67        360                             360
16635286           500000                     3125           360                             359
16639011           596300                     3229.96        360                             358
16591402           792000                     4620           360                             358
16634854           1247672.4                  8187.85        360                             349
16634857           495339.28                  2892.37        360                             358
16634858           669745.71                  4049.55        360                             357
16616121           227826.51                  1574.74        360                             359
16616189           124000                     723.33         360                             359
16562747           609000                     4313.75        360                             359
16562751           600000                     4062.5         360                             359
16562757           480000                     3300           360                             359
16562769           788000                     5581.67        360                             359
16562787           55726.22                   428.75         360                             359
16562838           70785                      471.9          360                             359
16562871           87685                      575.42         360                             359
16562898           208512                     1455.24        360                             359
16562927           903393.44                  6633.23        360                             359
16551894           472000                     3146.67        360                             359
16551895           168000                     1085           360                             359
16551935           168000                     1137.5         360                             358
16551551           711850                     5042.27        360                             358
16551955           551900                     3391.89        360                             359
16551999           477000                     3030.94        360                             359
16551636           231993.19                  1684.44        360                             358
16551671           2000000                    12500          360                             359
16551686           510000                     3240.63        360                             359
16552145           687750                     3940.23        360                             354
16552153           316000                     2271.25        360                             359
16562374           268120                     1284.74        360                             359
16562377           262800                     1505.63        360                             359
16562378           194750                     1440.34        360                             358
16562410           109200                     739.38         360                             358
16562411           183088                     1201.52        360                             358
16562413           155190                     1099.26        360                             358
16562415           157590                     1034.18        360                             358
16562418           114320                     654.96         360                             358
16562421           176720                     1012.46        360                             358
16562429           87408                      673.77         360                             357
16562498           993750                     6107.42        360                             359
16562530           640000                     4133.33        360                             359
16562537           243852.18                  1876.15        360                             359
16562570           435000                     2945.31        360                             358
16551728           1141900                    7493.72        360                             359
16562598           572000                     3872.92        360                             359
16562656           99147.21                   807.12         360                             359
16562667           105543.8                   859.2          360                             359
16562677           99147.21                   807.12         360                             359
16551758           624000                     4095           360                             359
16551760           61154.58                   427.92         360                             359
16551846           549490.6                   3431.28        360                             359
16551865           388800                     2389.5         360                             359
16551884           484000                     3377.92        360                             359
16549881           264000                     1677.5         360                             359
16549884           663000                     4212.81        360                             358
16549915           590550                     4121.55        360                             359
16549975           178320                     1114.5         360                             357
16550004           480000                     3250           360                             358
16550007           701850                     4752.11        360                             358
16550015           491191.58                  3479.27        360                             359
16550082           1470000                    8881.25        360                             359
16546306           390549.25                  2023.41        360                             358
16546318           1050000                    7437.5         360                             359
16546346           125925                     773.91         360                             358
16546376           384000                     2680           360                             359
16546553           760000                     4829.17        360                             359
16549328           696000                     4785           360                             359
16549337           1050000                    7437.5         360                             359
16549400           487589.83                  3205.81        360                             359
16549406           223864.3                   1722.37        360                             359
16549431           989100                     7212.19        360                             358
16549447           411743.92                  3131.5         360                             359
16549470           579648.63                  4459.7         360                             359
16549489           143917.15                  1132.85        360                             359
16549513           500000                     2916.66        360                             359
16549575           581796                     3757.43        360                             358
16549594           352000                     2493.32        360                             359
16549617           572600                     4173.39        360                             358
16549629           490000                     3572.92        360                             358
16549663           560000                     3908.33        360                             358
16549700           453050                     3161.91        360                             358
16549709           545400                     3976.88        360                             358
16549813           719563.82                  5536.18        360                             359
16549819           511620.02                  3579.98        360                             359
16626907           257800                     1369.56        360                             359
16626908           500000                     2656.25        360                             359
16626909           189795.91                  1206.66        360                             359
16626910           142600                     995.23         360                             359
16626911           182400                     1007           360                             359
16626912           177800                     944.56         360                             359
16626913           92000                      479.17         360                             359
16626914           126800                     673.63         360                             359
16626915           165350                     1001.75        360                             359
16626916           160000                     916.67         360                             359
16626917           251900                     1259.5         360                             359
16626918           112200                     607.75         360                             359
16626919           552396.06                  3165.08        360                             359
16626920           220000                     1191.67        360                             359
16626921           180000                     959.25         360                             359
16626922           203918.83                  1105           360                             359
16626923           182000                     818.24         360                             359
16626924           87500                      528.65         360                             359
16626925           585000                     3117.56        360                             359
16626926           95100                      663.72         360                             359
16626927           140487.56                  947.25         360                             359
16626928           135900                     948.47         360                             359
16626929           199050                     1057.45        360                             359
16626930           114750                     705.23         360                             359
16626931           239000                     1398.15        360                             359
16626932           169765.45                  885.68         360                             359
16626933           134000                     753.75         360                             359
16626934           216050                     1237.79        360                             359
16626935           489900                     3163.94        360                             359
16626936           119950                     687.21         360                             359
16626937           82490                      473.63         360                             359
16626938           119900                     724.4          360                             359
16626939           304800                     1714.5         360                             359
16626940           286400                     1733.91        360                             359
16626941           453988.11                  2128.13        360                             359
16626942           750000                     3437.5         360                             358
16626944           992250                     4961.25        360                             359
16626945           280000                     1458.33        360                             351
16626946           696750                     3919.22        360                             359
16626947           88066.22                   504.58         360                             352
16626948           499998                     2864.58        360                             357
16626949           143900                     959.33         360                             357
16626950           232000                     1256.67        360                             356
16626951           115100                     683.41         360                             354
16626952           426950                     1823.43        360                             359
16626953           273544.34                  1539.26        360                             355
16626954           316975                     1650.91        360                             355
16626955           399300                     2121.28        360                             359
16626956           302700                     1734.22        360                             355
16626957           115616.32                  771.75         360                             356
16626958           137000                     815.15         360                             359
16626959           276379.43                  1936.82        360                             357
16626960           163350                     952.88         360                             359
16626961           565982.07                  3596.34        360                             357
16626962           121090.3                   797.51         360                             357
16626963           223996.33                  1306.67        360                             357
16626964           650000                     3385.42        360                             359
16626965           186501.68                  1338.98        360                             357
16626966           232000                     1377.5         360                             357
16626967           224824.48                  1534.9         360                             359
16626968           232000                     1256.67        360                             357
16626969           97500                      690.63         360                             359
16626970           480000                     2500           360                             359
16626971           196000                     1020.83        360                             357
16626972           137150                     830.9          360                             358
16626973           284900                     1578.82        360                             358
16626974           195162.87                  1057.33        360                             357
16626975           120000                     712.5          360                             359
16626976           128000                     800            360                             358
16626977           324000                     1653.75        360                             357
16626978           187550                     1348.02        360                             358
16626979           464000                     2416.67        360                             359
16626980           189600                     928.25         360                             358
16626981           559200                     2970.75        360                             359
16626982           304000                     1646.67        360                             357
16626983           616000                     3400.83        360                             358
16626984           160000                     902.67         360                             359
16626985           80750                      472.05         360                             358
16626986           187900                     1017.79        360                             359
16626987           344000                     1899.17        360                             358
16626988           362000                     2036.25        360                             358
16626989           330400                     1824.08        360                             358
16626990           456000                     2327.5         360                             359
16626991           77978.51                   438.63         360                             358
16626992           260000                     2362.5         360                             359
16626993           1000000                    5312.5         360                             359
16626994           130000                     717.71         360                             358
16626995           173700                     977.06         360                             358
16626997           359600                     2247.5         360                             359
16626998           280000                     1545.83        360                             358
16626999           119963.23                  712.5          360                             358
16627000           194970                     1119.97        360                             358
16627001           100000                     750            360                             359
16627002           192800                     1188.13        360                             358
16627003           124700                     742.48         360                             359
16627004           156800                     882            360                             359
16627006           87895.71                   684.46         360                             358
16627007           343900                     2543.43        360                             359
16627008           128480                     776.23         360                             359
16627009           112999                     684.11         360                             359
16627011           100800                     588            360                             359
16627012           134850                     969.23         360                             359
16627013           124200                     789.19         360                             358
16627014           61700                      379.2          360                             359
16627015           326500                     1705.96        360                             359
16627016           190000                     1210.46        360                             359
16627017           116000                     594.02         360                             359
16627018           463800                     2372.42        360                             359
16627019           267722.56                  1953.44        360                             359
16627020           465200                     2616.75        360                             359
16627021           165200                     946.46         360                             359
16627022           475900                     2776.08        360                             359
16627023           476994.38                  2550           360                             358
16627025           315500                     2004.74        360                             359
16627026           147859.57                  911.26         360                             359
16627027           168000                     997.5          360                             359
16627028           193000                     1125.83        360                             358
16627029           183885.85                  976.97         360                             359
16627030           160000                     883.33         360                             359
16627031           396500                     2271.61        360                             359
16627032           576000                     3240           360                             359
16627033           136200                     766.13         360                             359
16627035           152900                     860.06         360                             359
16627036           113900                     640.69         360                             359
16627037           151700                     853.31         360                             359
16627038           119900                     674.44         360                             359
16627039           143400                     806.63         360                             359
16627040           134900                     758.81         360                             359
16627041           123900                     684.03         360                             359
16627042           87200                      626.75         360                             359
16627043           400000                     2833.33        360                             359
16627044           112000                     711.67         360                             358
16626996           650000                     4265.63        360                             359
16627024           263600                     1482.75        360                             358
16627045           191771.23                  1408.1         360                             359
16627046           252000                     1653.75        360                             359
16626865           265000                     1329.42        360                             359
16626866           334000                     1856.48        360                             359
16626867           231200                     1276.42        360                             359
16626868           174863.48                  1193.81        360                             359
16626869           137700                     760.22         360                             359
16626870           218000                     1271.67        360                             359
16626871           470000                     2747.54        360                             359
16626873           162400                     913.5          360                             359
16626874           195900                     999.91         360                             359
16626875           239900                     1224.49        360                             359
16626876           784000                     4246.67        360                             359
16626877           143200                     628.29         360                             359
16626878           117600                     661.5          360                             359
16626879           168000                     892.5          360                             359
16626880           400000                     2500           360                             359
16626881           151750                     1074.9         360                             359
16626882           393950                     2099.43        360                             359
16626883           297500                     1616.42        360                             359
16626884           123450                     874.44         360                             359
16626885           360000                     2512.5         360                             359
16626886           122800                     654.42         360                             359
16626887           300000                     1625           360                             359
16626889           172500                     1203.91        360                             359
16626890           459000                     2390.63        360                             359
16626891           124000                     710.42         360                             359
16626892           122000                     648.13         360                             359
16626893           285750                     1607.34        360                             359
16626894           254546.04                  1511.69        360                             359
16626895           166500                     957.38         360                             359
16626896           144000                     795            360                             359
16626897           183900                     1187.69        360                             359
16626898           227000                     1253.23        360                             359
16626899           264000                     1402.5         360                             359
16626900           354600                     2511.75        360                             359
16626901           134950                     843.44         360                             359
16626903           122400                     765            360                             359
16626904           180800                     1017           360                             359
16626905           215200                     1143.25        360                             359
16626906           336750                     2069.61        360                             359
16626742           175250                     1113.57        360                             359
16626743           215000                     1075           360                             359
16626744           230750                     1324.89        360                             359
16626745           104000                     585            360                             359
16626746           176000                     1008.33        360                             359
16626747           257600                     1395.33        360                             359
16626748           160000                     883.33         360                             359
16626750           149050                     993.67         360                             359
16626751           256000                     1573.33        360                             359
16626752           153000                     895.05         360                             359
16626753           78500                      433.39         360                             359
16626754           644000                     3354.17        360                             359
16626755           494400                     2626.5         360                             359
16626756           599000                     3067.38        360                             359
16626757           459750                     2586.09        360                             359
16626758           552800                     2821.58        360                             359
16626759           124550                     674.65         360                             359
16626760           116000                     640.42         360                             359
16626761           448000                     2473.33        360                             359
16626762           107800                     684.98         360                             359
16626763           195900                     1020.31        360                             359
16626764           189000                     1240.31        360                             359
16626765           134900                     772.86         360                             359
16626766           166400                     901.33         360                             359
16626767           155950                     860.97         360                             359
16626768           212550                     1221.28        360                             359
16626769           283550                     1742.65        360                             359
16626770           215350                     1276.85        360                             359
16626771           192000                     1100           360                             359
16626772           104644.11                  577.76         360                             359
16626773           93600                      565.5          360                             359
16626774           285000                     1518.81        360                             359
16626775           350400                     2190           360                             359
16626776           85850                      447.14         360                             359
16626777           156800                     849.33         360                             359
16626778           156000                     879.45         360                             359
16626779           172950                     1098.95        360                             359
16626780           138600                     817.74         360                             359
16626781           259100                     1407.78        360                             359
16626782           198750                     1221.48        360                             359
16626783           243850                     1397.06        360                             359
16626784           637500                     4515.63        360                             359
16626785           201600                     1092           360                             359
16626786           184950                     889.3          360                             359
16626787           147862.92                  923.33         360                             359
16626788           463950                     2561.39        360                             359
16626789           173250                     959.37         360                             359
16626790           176000                     971.67         360                             359
16626791           337700                     1829.21        360                             359
16626792           128000                     733.33         360                             359
16626793           87400                      518.94         360                             359
16626794           600000                     3375           360                             359
16626795           257000                     1579.48        360                             359
16626796           168000                     980            360                             359
16626797           85200                      514.75         360                             359
16626798           332000                     1798.33        360                             359
16626799           214802.07                  1558.54        360                             359
16626800           119900                     774.35         360                             359
16626801           650000                     3453.13        360                             359
16626802           590000                     2888.54        360                             359
16626803           63200                      441.08         360                             359
16626804           325000                     1929.69        360                             359
16626805           91500                      552.81         360                             359
16626806           200000                     1145           360                             359
16626807           540550                     3040.59        360                             359
16626808           298700                     1711.3         360                             359
16626809           331500                     1692.03        360                             359
16626810           459600                     2441.63        360                             359
16626812           186950                     1110.02        360                             359
16626813           237300                     1291.31        360                             359
16626814           139050                     820.39         360                             359
16626815           144000                     870            360                             359
16626816           86000                      609.17         360                             359
16626817           1000000                    5520.83        360                             359
16626818           114750                     633.52         360                             359
16626819           148000                     863.33         360                             359
16626820           164400                     907.63         360                             359
16626821           187250                     1111.8         360                             359
16626822           146300                     1021.05        360                             359
16626823           215400                     1237.65        360                             359
16626824           500000                     2977.08        360                             359
16626825           111400                     603.96         360                             359
16626826           116000                     809.58         360                             359
16626827           256804.44                  1775.04        360                             359
16626828           211948.53                  1280.53        360                             359
16626829           504650                     2470.68        360                             359
16626830           140000                     787.5          360                             359
16626831           520000                     3250           360                             359
16626832           206200                     1116.92        360                             359
16626833           284900                     1583.57        360                             359
16626834           351800                     2272.04        360                             359
16626835           178016.09                  1057.47        360                             359
16626836           517500                     2910.94        360                             359
16626837           372800                     2058.17        360                             359
16626838           175450                     1206.22        360                             359
16626657           358200                     2126.81        360                             359
16626673           278000                     1505.83        360                             359
16626676           182000                     947.92         360                             359
16626686           392800                     2045.83        360                             359
16626691           632500                     3697.49        360                             359
16626749           111200                     671.83         360                             359
16626811           648500                     3512.71        360                             359
16626839           257600                     1797.83        360                             359
16626840           292300                     1522.4         360                             359
16626841           129900                     678.73         360                             359
16626842           203450                     1194.42        360                             359
16626843           276500                     1793.37        360                             359
16626844           213750                     1514.06        360                             359
16626845           199094.66                  1016.75        360                             359
16626846           359000                     2094.17        360                             359
16626847           101000                     569.81         360                             359
16626848           155200                     1050.83        360                             359
16626849           280000                     1516.67        360                             359
16626850           1750000                    9661.46        360                             359
16626851           152000                     791.67         360                             359
16626852           140650                     761.85         360                             359
16626853           117900                     712.31         360                             359
16626854           113600                     591.67         360                             359
16626855           163600                     869.13         360                             359
16626856           154000                     866.25         360                             359
16626734           148000                     801.67         360                             359
16626735           339700                     1700           360                             359
16626736           116500                     631.04         360                             359
16626737           420000                     2231.25        360                             359
16626738           163900                     904.86         360                             359
16626739           131200                     738            360                             359
16626740           113000                     649.28         360                             359
16626741           359000                     2168.96        360                             359
16626689           167900                     961.93         360                             359
16626690           213000                     1157.3         360                             359
16626692           540000                     2756.25        360                             359
16626693           102550                     530.7          360                             359
16626694           208000                     1083.33        360                             359
16626695           365400                     1903.13        360                             359
16626696           204000                     1105           360                             359
16626697           302500                     1706.6         360                             359
16626698           197350                     1274.55        360                             359
16626699           144900                     845.25         360                             359
16626700           275900                     1839.33        360                             359
16626701           280000                     1487.5         360                             359
16626702           600000                     3062.5         360                             359
16626703           183400                     1069.83        360                             359
16626704           427100                     2402.44        360                             359
16626705           104000                     628.33         360                             359
16626706           93150                      533.67         360                             359
16626707           150000                     937.5          360                             359
16626708           132400                     786.13         360                             359
16626709           464000                     2610           360                             359
16626710           132900                     763.62         360                             359
16626711           211900                     1368.52        360                             359
16626712           158400                     910.8          360                             359
16626713           145150                     861.83         360                             359
16626714           264800                     1572.25        360                             359
16626715           274450                     1743.9         360                             359
16626716           192000                     1100           360                             359
16626717           420000                     2450           360                             359
16626718           495000                     2681.25        360                             359
16626719           131500                     808.18         360                             359
16626720           1263750                    8688.28        360                             359
16626721           57500                      365.36         360                             359
16626722           205500                     1419.34        360                             359
16626723           199950                     1127.22        360                             359
16626724           172000                     931.67         360                             359
16626725           197900                     1075.26        360                             359
16626726           254700                     1591.88        360                             359
16626727           151500                     852.19         360                             359
16626728           139500                     799.22         360                             359
16626729           245000                     1382.21        360                             359
16626730           169755.04                  1009.38        360                             359
16626731           117000                     622.09         360                             359
16626732           253000                     1532.76        360                             359
16626733           133600                     681.92         360                             359
16626431           75000                      421.88         360                             359
16626432           436500                     2318.91        360                             358
16626433           139995.25                  775.25         360                             359
16626434           979000                     5200.94        360                             359
16626435           203800                     1221.95        360                             359
16626436           107718.18                  708.83         360                             358
16626437           274000                     1517.27        360                             359
16626438           140538.49                  878.41         360                             358
16626439           339941.02                  1947.58        360                             358
16626440           336443.09                  1893.09        360                             359
16626441           224000                     1353.33        360                             358
16626442           484000                     2672.08        360                             359
16626443           219787                     1327.89        360                             358
16626444           444000                     2543.75        360                             359
16626445           272000                     1530           360                             358
16626446           199000                     1164.15        360                             359
16626447           243000                     1366.88        360                             359
16626448           232800                     1309.5         360                             358
16626449           191900                     1059.45        360                             359
16626450           240000                     1450           360                             358
16626451           285000                     1756.31        360                             359
16626452           411500                     2357.55        360                             359
16626453           180000                     1012.5         360                             359
16626454           778825.37                  4393.23        360                             358
16626455           111900                     608.53         360                             359
16626456           183900                     1073.33        360                             359
16626458           336000                     2135           360                             358
16626459           394250                     2587.27        360                             358
16626460           82700                      499.65         360                             358
16626461           143900                     764.47         360                             359
16626462           303200                     1768.67        360                             359
16626463           254417.43                  1484.88        360                             358
16626464           372000                     2402.5         360                             359
16626465           171950                     916.35         360                             359
16626466           212750                     1155.94        360                             359
16626468           189600                     1185           360                             359
16626469           114800                     837.08         360                             359
16626470           2000000                    11250          360                             359
16626471           223250                     1372.06        360                             358
16626472           111050                     705.63         360                             358
16626473           115000                     612.38         360                             359
16626474           105000                     612.5          360                             359
16626475           379000                     2052.92        360                             358
16626476           100000                     625            360                             359
16626477           100000                     625            360                             359
16626478           92950                      553.05         360                             359
16626479           125000                     718.23         360                             359
16626480           198400                     1198.67        360                             359
16626481           300000                     2565           360                             359
16626482           1356000                    7486.25        360                             359
16626483           180000                     1068.75        360                             359
16626484           640000                     3666.67        360                             359
16626486           319999.96                  1705.33        360                             359
16626487           175500                     1279.69        360                             358
16626488           95400                      616.13         360                             359
16626489           270000                     1522.13        360                             359
16626490           148500                     959.06         360                             359
16626491           673750                     3860.03        360                             359
16626492           120000                     887.5          360                             359
16626493           178500                     1081.41        360                             359
16626395           202000                     1157.29        360                             358
16626396           112000                     606.67         360                             358
16626397           289411.47                  1808.91        360                             358
16626398           153445.5                   981.9          480                             479
16626399           198591.85                  1357.53        360                             358
16626400           240000                     1300           360                             358
16626401           292800                     1738.5         360                             358
16626402           419000                     2269.58        360                             359
16626403           111841.39                  802.38         360                             358
16626404           910000                     5497.92        360                             359
16626405           1780000                    8900           360                             359
16626406           205200                     1282.5         360                             359
16626407           190158.42                  1447.18        360                             358
16626408           248000                     1395           360                             358
16626409           171150                     1034.03        360                             359
16626410           299386.78                  1774.61        360                             358
16626411           110048.8                   676.35         360                             359
16626412           412000                     2274.58        360                             359
16626413           152000                     886.67         360                             358
16626414           151344.55                  995.9          360                             358
16626415           179500                     1057.55        360                             359
16626416           300000                     2218.75        360                             358
16626417           128700                     737.34         360                             359
16626418           499200                     2704           360                             359
16626419           200000                     1104.17        360                             359
16626420           644000                     3756.67        360                             359
16626421           185300                     1184.38        360                             359
16626422           163200                     1020           360                             358
16626423           432600                     2665.9         360                             359
16626424           130000                     717.71         360                             359
16626426           650000                     3182.29        360                             359
16626427           236000                     1352.08        360                             358
16626428           306681.42                  1963.15        480                             478
16626429           77250                      467.68         360                             359
16626430           145600                     819            360                             359
16626302           176700                     1104.38        360                             359
16626303           281863.55                  1696.73        360                             356
16626304           340000                     1983.33        360                             357
16626305           103132.24                  714.5          360                             356
16626306           115986.56                  676.59         360                             355
16626307           164000                     1161.67        360                             356
16626309           260000                     1570.83        360                             359
16626310           141750                     797.34         360                             359
16626311           139569.92                  966.95         360                             356
16626312           762000                     4286.25        360                             358
16626313           319979.9                   2128.97        360                             359
16626315           164000                     908.15         360                             359
16626316           223991.34                  1236.67        360                             356
16626317           569812.05                  3521.9         360                             356
16626318           166900                     993.05         360                             359
16626319           142400                     815.83         360                             356
16626320           525600                     3066           360                             357
16626321           210000                     1181.25        360                             356
16626322           92675.46                   610.69         480                             476
16626323           297700                     1674.56        360                             356
16626324           249300                     1739.91        360                             359
16626325           187800                     1075.94        360                             357
16626326           230000                     1509.38        360                             359
16626327           624000                     3510           360                             359
16626328           224700                     1568.22        360                             359
16626329           422500                     2332.55        360                             359
16626330           480000                     3150           360                             357
16626331           204816.13                  1406.2         480                             477
16626332           103118.46                  722.64         360                             357
16626333           103168.34                  722.99         360                             357
16626334           252000                     1417.5         360                             357
16626335           305900                     1784.42        360                             357
16626336           324000                     1957.5         360                             358
16626337           163500                     1158.13        360                             359
16626338           136900                     856.25         360                             357
16626339           289402.08                  1658.17        360                             357
16626340           223612.29                  1235.98        360                             357
16626341           160700                     989.64         360                             358
16626342           1444978.65                 8278.65        360                             357
16626343           251802.03                  1364.28        360                             357
16626344           84800                      530            360                             357
16626345           208000                     1170           360                             359
16626346           74150                      478.89         360                             358
16626347           238950                     1397.86        360                             359
16626348           181650                     1040.7         360                             359
16626349           139799.22                  771.81         360                             357
16626350           810256.44                  4735.97        360                             357
16626351           254250                     1695           360                             357
16626352           170899.26                  925.71         360                             357
16626353           192400                     1102.29        360                             357
16626354           108000                     585            360                             357
16626355           85600                      615.25         360                             357
16626356           128300                     737.19         360                             357
16626357           160000                     916.67         360                             357
16626358           190750                     1072.97        360                             357
16626359           122308.29                  835.67         360                             358
16626360           99950                      655.92         360                             359
16626361           1170000                    6459.38        360                             358
16626363           124450                     777.81         360                             359
16626364           218000                     1317.08        360                             357
16626366           384000                     2240           360                             359
16626367           324600                     2028.75        360                             358
16626368           479195.58                  2645.58        360                             359
16626369           150300                     782.81         360                             358
16626370           244800                     1300.5         360                             357
16626371           480000                     2600           360                             358
16626372           136800                     940.5          360                             358
16626373           491400                     3071.25        360                             359
16626374           142400                     904.83         360                             359
16626375           472150                     2705.03        360                             359
16626376           212000                     1126.25        360                             358
16626377           243748.57                  1624.34        360                             358
16626378           114248.25                  620.75         360                             358
16626379           320000                     1866.67        360                             357
16626380           1435600                    8224.79        360                             359
16626381           184950                     1081.19        360                             359
16626382           122650                     730.28         360                             359
16626383           150000                     812.5          360                             358
16626384           219350                     1371.25        360                             359
16626385           750000                     4218.75        360                             358
16626386           140000                     819            360                             358
16626387           545000                     3358.56        360                             359
16626388           108000                     607.5          360                             357
16626389           179950                     910.25         360                             359
16626390           126974.92                  814.48         360                             358
16626391           216000                     1192.5         360                             358
16626392           506400                     2584.75        360                             359
16626393           720000                     4125           360                             359
16626394           206300                     1142.39        360                             359
16626584           202000                     1097.53        360                             359
16626585           623000                     3449.86        360                             359
16626587           432000                     2250           360                             359
16626588           145600                     849.33         360                             359
16626589           252000                     1286.25        360                             359
16626590           439900                     2611.91        360                             359
16626591           266800                     1587.46        360                             359
16626592           240400                     1327.21        360                             359
16626593           379000                     1940.8         360                             359
16626594           485000                     2728.13        360                             359
16626595           304000                     1931.67        360                             359
16626596           269600                     1713.08        360                             359
16626597           310000                     1748.92        360                             359
16626598           125600                     706.5          360                             359
16626599           176000                     1246.67        360                             359
16626600           131400                     739.13         360                             359
16626601           151100                     802.72         360                             359
16626602           261000                     1794.38        360                             359
16626604           137600                     774            360                             359
16626605           130000                     732.88         360                             359
16626606           104925.9                   752.23         360                             359
16626607           116000                     725            360                             359
16626608           959000                     5494.27        360                             359
16626609           380000                     2454.17        360                             359
16626610           169950                     958.8          360                             359
16626611           200000                     1145.83        360                             359
16626612           420000                     2406.25        360                             359
16626613           238400                     1395.63        360                             359
16626614           257500                     1399.08        360                             359
16626615           102900                     559.09         360                             359
16626616           132000                     701.25         360                             359
16626617           154650                     918.23         360                             359
16626618           266000                     1472.97        360                             359
16626619           384750                     2250.79        360                             359
16626620           920000                     5462.5         360                             359
16626621           320000                     1700           360                             359
16626622           217700                     1587.4         360                             359
16626623           181000                     980.42         360                             359
16626624           165100                     999.54         360                             359
16626625           271200                     1553.75        360                             359
16626626           148000                     863.33         360                             359
16626627           270000                     1743.75        360                             359
16626628           125000                     872.4          360                             359
16626629           111200                     664.42         360                             359
16626630           463200                     2605.5         360                             359
16626631           260900                     1630.63        360                             359
16626632           284000                     1627.08        360                             359
16626633           507700                     2485.61        360                             359
16626634           1875000                    9179.69        360                             359
16626635           198929                     1270.52        360                             359
16626636           269900                     1407.81        360                             359
16626637           248640.89                  1559.67        360                             359
16626485           188500                     984.91         360                             359
16626603           104000                     628.33         360                             359
16626638           328000                     1845           360                             359
16626639           300000                     1755           360                             359
16626857           410000                     2220.83        360                             359
16626858           253000                     1423.13        360                             359
16626859           175000                     1005.52        360                             359
16626860           199500                     1226.09        360                             359
16626861           224981.99                  1269.38        360                             359
16626862           443000                     2814.9         360                             359
16626863           81500                      475.42         360                             359
16626864           82500                      481.25         360                             359
16626640           219100                     1183.14        360                             359
16626641           161600                     976.33         360                             359
16626642           170000                     920.83         360                             359
16626644           186250                     911.85         360                             359
16626645           118800                     643.5          360                             359
16626646           428000                     2407.5         360                             359
16626647           978400                     4993.92        360                             359
16626648           163200                     986            360                             359
16626649           176500                     1105.33        360                             359
16626650           118000                     626.88         360                             359
16626651           142400                     771.33         360                             359
16626652           440050                     2246.09        360                             359
16626653           147600                     832.71         360                             359
16626654           318000                     2053.75        360                             359
16626655           318000                     2053.75        360                             359
16626656           209150                     1070.15        360                             359
16626658           196000                     1143.33        360                             359
16626659           144200                     768.47         360                             359
16626660           120200                     851.42         360                             359
16626661           200000                     1062.5         360                             359
16626662           554800                     3120.75        360                             359
16626663           207989.63                  1278.33        360                             359
16626664           242850                     1243.59        360                             359
16626665           96800                      524.33         360                             359
16626666           159000                     944.06         360                             359
16626667           150700                     973.27         360                             359
16626668           223200                     1278.75        360                             359
16626669           182300                     930.49         360                             359
16626670           284000                     1630.63        360                             359
16626671           124891.15                  716.15         360                             359
16626672           168300                     981.75         360                             359
16626674           218800                     1139.58        360                             359
16626675           284000                     1597.5         360                             359
16626677           508500                     2913.28        360                             359
16626678           159900                     835.48         360                             359
16626679           302400                     1417.5         360                             359
16626680           365000                     1755.04        360                             359
16626681           153600                     800            360                             359
16626682           103200                     537.5          360                             359
16626683           100000                     562.5          360                             359
16626684           112800                     681.5          360                             359
16626685           948750                     5336.72        360                             359
16626687           724500                     3924.38        360                             359
16626688           300000                     1812.5         360                             359
16626297           172000                     931.67         360                             356
16626299           172006.67                  1177.1         360                             356
16626300           102017.61                  638.84         360                             356
16626301           129338.95                  876.23         480                             476
16626243           380135.28                  2430.57        360                             359
16626244           500000                     2395.83        360                             359
16626245           449200                     2058.83        360                             359
16626246           145000                     863.35         360                             359
16626247           104900                     644.7          360                             359
16626248           138900                     882.59         360                             359
16626249           160700                     1004.38        360                             357
16626251           138600                     853.54         360                             359
16626252           182400                     950            360                             359
16626253           121200                     732.25         360                             359
16626254           149200                     903.9          360                             359
16626255           275200                     1376           360                             359
16626258           286600                     1791.25        360                             359
16626259           140699.62                  806.09         360                             351
16626260           181598                     1040.42        360                             351
16626261           416550                     2523.6         360                             359
16626262           516750                     3660.31        360                             359
16626265           725000                     3625           360                             359
16626266           220300                     1216.24        360                             351
16626267           116200                     702.04         360                             351
16626272           231700                     1481.91        360                             357
16626273           799958.45                  4250           360                             359
16626274           558950                     2736.53        360                             358
16626275           110085.25                  626.78         480                             474
16626276           396000                     2186.25        360                             355
16626277           146820.94                  1106.62        360                             355
16626278           136765.67                  927.04         360                             354
16626279           206903.73                  1213.83        360                             355
16626280           89513.06                   644.06         360                             354
16626282           141742.52                  864.63         360                             356
16626283           429600                     2774.5         360                             359
16626285           144800                     786.75         360                             358
16626287           110350                     781.65         360                             359
16626288           248868.93                  1683.62        360                             355
16626289           153200                     864.3          360                             359
16626290           259959.29                  1408.11        360                             356
16626291           128000                     840            360                             355
16626292           420000                     2362.5         360                             359
16626293           228645.08                  1405.24        360                             357
16626294           129149.16                  739.92         360                             355
16626295           519402.1                   2923.6         360                             356
16591484           228550.57                  1580.96        360                             358
16626217           138250                     777.66         360                             359
16626218           441350                     2528.57        360                             359
16626222           1435950                    8226.8         360                             357
16626224           627100                     2874.21        360                             359
16626225           125000                     664.06         360                             359
16626227           111049.33                  786.6          360                             356
16626228           143900                     899.38         360                             358
16626229           161900                     1011.88        360                             359
16626230           220700                     1356.39        360                             359
16626231           160450                     885.82         360                             359
16626232           2000000                    14166.13       300                             299
16626234           514800                     2413.13        360                             359
16626235           306000                     1880.63        360                             359
16626236           286150                     1371.14        360                             359
16626237           368300                     1688.04        360                             359
16626239           800850                     3587.14        360                             358
16626241           200000                     1083.33        360                             359
16626242           492500                     2359.9         360                             359
16626576           263000                     1588.96        360                             359
16626577           86400                      621            360                             359
16626578           230000                     1345.5         360                             359
16626579           649000                     3785.83        360                             359
16626580           120800                     717.25         360                             359
16626581           164200                     967.41         360                             359
16626582           330000                     1930.5         360                             359
16626583           318700                     1798           360                             359
16626512           250000                     1254.17        360                             359
16626513           134845.47                  761.63         360                             359
16626514           539000                     2939.8         360                             359
16626515           122405.62                  664.08         360                             359
16626516           400000                     2416.67        360                             359
16626517           496400                     2688.83        360                             358
16626518           318500                     1824.74        360                             358
16626519           270000                     1692           360                             359
16626520           192200                     1148.39        360                             359
16626521           160000                     885.33         360                             359
16626522           1205000                    6527.08        360                             359
16626523           219920.26                  1240.88        360                             359
16626524           384616.73                  2308.27        360                             359
16626525           185200                     1196.08        360                             359
16626526           308650                     1927.78        360                             359
16626527           255050                     1571.75        360                             359
16626528           130350                     828.27         360                             359
16626529           120800                     717.25         360                             359
16626530           100497.24                  561.54         360                             359
16626531           258400                     1561.17        360                             359
16626532           193692.58                  1012.08        360                             358
16626533           257200                     1795.04        360                             359
16626534           184950                     1061.92        360                             359
16626535           1200000                    6375           360                             359
16626536           127900                     748.21         360                             359
16626537           164900                     1185.22        360                             359
16626538           236000                     1550.35        360                             359
16626539           180000                     1068.75        360                             359
16626540           198850                     1183.99        360                             359
16626541           157000                     869.39         360                             359
16626542           143550                     986.91         360                             359
16626543           171700                     897.46         360                             359
16626544           148665.48                  940.52         360                             359
16626545           118930.23                  621.02         360                             359
16626546           295000                     1756.48        360                             359
16626547           425650                     2976.21        360                             359
16626548           127900                     932.6          360                             358
16626549           135000                     803.25         360                             359
16626550           177600                     999            360                             359
16626551           226000                     1271.25        360                             359
16626552           209000                     1100.73        360                             359
16626553           751650                     4306.33        360                             359
16626554           93700                      653.95         360                             359
16626555           114400                     667.33         360                             358
16626556           300000                     1625           360                             359
16626557           286400                     1849.67        360                             358
16626558           365500                     1827.5         360                             359
16626559           340000                     1989           360                             359
16626560           208000                     1105           360                             359
16626561           134000                     772.73         360                             359
16626562           237200                     1293.73        360                             359
16626563           268950                     1708.95        360                             359
16626564           183000                     994.3          360                             359
16626565           202400                     1180.67        360                             359
16626566           467500                     2727.08        360                             359
16626567           271200                     1582           360                             359
16626568           512000                     2773.33        360                             359
16626569           184974.03                  1138.45        360                             358
16626570           344000                     1720           360                             359
16626571           245500                     1466.86        360                             359
16626572           87100                      571.59         360                             359
16626573           184400                     1075.67        360                             359
16626574           71600                      469.88         360                             359
16626575           104950                     699.67         360                             359
16626508           211250                     1213.81        360                             359
16626509           404800                     2361.33        360                             359
16626510           171900                     1022.8         360                             359
16626511           166885.57                  907.37         360                             359
16405056           140000                     1035.42        360                             358
16405060           129600                     796.5          360                             358
16405061           110400                     747.5          360                             358
16405062           75144.2                    525.8          360                             358
16405063           190400                     1289.17        360                             359
16405065           264000                     1732.5         360                             358
16575515           272000                     1643.33        360                             359
16575516           123512.77                  885.48         360                             359
16575517           153600                     976            360                             359
16575518           219033.22                  1513.95        360                             359
16575519           130400                     828.58         360                             359
16575520           236000                     1524.17        360                             358
16575521           131909.16                  957.09         360                             359
16575522           240000                     1350           360                             359
16575523           126223.88                  872.46         360                             359
16575524           164674.6                   1138.23        360                             359
16587026           366180                     1754.61        360                             357
16587030           751200                     3677.75        360                             356
16405013           197900                     1257.49        360                             359
16405014           291237                     1789.99        360                             358
16405015           122400                     816            360                             358
16405016           192000                     1280           360                             359
16405017           352000                     2126.67        360                             358
16405018           224000                     1470           360                             358
16405019           146957.99                  979.32         360                             358
16405020           309600                     2031.75        360                             358
16405021           158980.16                  1154.31        360                             358
16405023           600000                     3875           360                             359
16405024           188000                     1155.42        360                             358
16405025           84200                      570.1          360                             358
16405026           99843.53                   682.17         360                             358
16405027           149759.4                   1010.57        360                             358
16405028           200000                     1291.67        360                             358
16405029           246813.17                  1686.33        360                             358
16405031           167200                     1114.67        360                             358
16405032           120800                     817.92         360                             358
16405033           260000                     1489.58        360                             358
16405034           100999.83                  742.1          360                             358
16405035           195995.05                  1306.67        360                             358
16405036           142400                     949.33         360                             358
16405037           112000                     676.67         360                             358
16405039           207038.37                  1413.46        360                             359
16405040           289600                     1960.83        360                             358
16405041           77401.67                   535.41         360                             358
16405042           70146.02                   497.22         360                             359
16405043           123401.75                  832.71         360                             358
16405044           192000                     1280           360                             358
16405045           135816.91                  997.91         360                             358
16405046           182135.14                  1291.01        360                             358
16405047           236000                     1573.33        360                             358
16405049           288000                     1920           360                             358
16405050           289600                     1749.67        360                             359
16405051           62400                      403            360                             359
16405052           230946.81                  1478.74        360                             359
16405054           197969.55                  1307.25        360                             358
16405055           130400                     869.33         360                             358
16626498           177100                     1014.64        360                             359
16626499           199000                     1160.83        360                             359
16626500           198000                     1137.67        360                             359
16626502           183900                     1056.66        360                             359
16626503           484700                     2675.95        360                             358
16626504           293000                     1743.35        360                             359
16626505           239700                     1354           360                             359
16626506           127200                     728.75         360                             359
16567952           155000                     888.02         360                             359
16567954           760100                     5542.4         360                             359
16567746           499681.17                  3756.33        360                             359
16635287           433000                     2570.94        360                             359
16635288           613392.05                  3259.22        360                             359
16635289           427900                     2362.92        360                             359
16635290           504000                     2782.5         360                             359
16567660           315384                     1806.89        360                             359
16567716           662000                     4068.54        360                             359
16567532           123903.27                  845.9          360                             359
16567555           159862.24                  1037.76        360                             359
16567567           363743.09                  2607.74        360                             359
16567647           119429.72                  908.32         360                             359
16567488           336000                     1960           360                             359
16567508           483200                     3422.67        360                             359
16567458           124790                     831.93         360                             358
16567471           447920                     2752.84        360                             359
16635281           446400                     2557.5         360                             359
16635282           433415                     2437.96        360                             359
16635283           570400                     3267.92        360                             359
16635285           455200                     2560.5         360                             359
16635275           650000                     3656.25        360                             359
16635276           443000                     2445.73        360                             359
16635279           457600                     2621.67        360                             359
16635280           480000                     2600           360                             359
16594865           640000                     4000           360                             358
16594941           496000                     2737.56        360                             354
16594946           131759.26                  956            360                             359
16594995           219863.26                  1672.16        360                             359
16594634           799960                     5499.73        360                             359
16594635           508000                     2910.42        360                             358
16594636           716167.58                  4589.75        360                             359
16594637           660000                     4262.5         360                             359
16594638           425600                     2349.67        360                             359
16594639           700000                     3791.67        360                             359
16594640           720000                     4950           360                             359
16594641           512000                     3040           360                             359
16594642           662000                     3999.58        360                             359
16594644           650000                     3723.96        360                             358
16594645           536000                     3461.67        360                             358
16594646           1032000                    5912.5         360                             359
16594647           536000                     2903.33        360                             359
16594648           432000                     2475           360                             359
16594649           570000                     3503.13        360                             359
16594655           633750                     4357.03        360                             359
16594656           480000                     2800           360                             359
16594657           960000                     6300           360                             359
16594658           696500                     4135.47        360                             359
16594660           472000                     2655           360                             359
16594662           580160                     3384.27        360                             359
16594663           1365000                    7820.31        360                             359
16594650           803643.52                  5288.28        360                             358
16594651           1200000                    7000           360                             359
16594652           785000                     4497.4         360                             359
16594653           1000000                    5520.83        360                             359
16594654           548000                     3482.08        360                             358
16594611           556000                     3185.42        360                             359
16594612           490000                     2858.33        360                             359
16594613           2698500                    15460.16       360                             359
16594614           478800                     2842.88        360                             359
16594615           426300                     2397.94        360                             359
16594616           427000                     2535.31        360                             359
16594619           420000                     2406.25        360                             359
16594620           480000                     2850           360                             358
16594622           476000                     2677.5         360                             359
16594623           1360000                    7933.33        360                             359
16594624           512000                     2826.67        360                             359
16594625           746250                     4275.39        360                             359
16594626           540000                     3431.25        360                             358
16594627           488000                     2897.5         360                             358
16594628           579820.88                  3564.58        360                             358
16594629           636000                     3246.25        360                             358
16594631           455686.18                  3306.32        360                             359
16594632           499916.67                  2916.67        360                             359
16594633           600000                     4125           360                             359
16635249           559200                     2970.75        360                             359
16635251           440000                     2475           360                             359
16635256           425000                     2434.9         360                             359
16635266           648500                     3647.81        360                             359
16635269           503920                     2887.04        360                             359
16635270           832000                     4680           360                             359
16635272           1120000                    6766.67        360                             359
16635273           810000                     4640.63        360                             359
16594588           420000                     2537.5         360                             359
16594589           595075                     3843.19        360                             358
16594590           467308                     2677.29        360                             358
16594591           923552.46                  6310.13        360                             358
16594592           998500                     5729.17        360                             359
16594594           520000                     3141.67        360                             359
16594595           469000                     2686.98        360                             358
16594596           562000                     3161.25        360                             359
16594597           640000                     3733.33        360                             358
16594598           600000                     3500           360                             359
16594600           467200                     3017.33        360                             359
16594602           648000                     3442.5         360                             359
16594603           535500                     2844.84        360                             358
16594604           835000                     5044.79        360                             359
16594605           448000                     2566.67        360                             359
16594606           605550                     4163.16        360                             358
16594607           839200                     5070.17        360                             359
16594608           1432000                    8055           360                             359
16594609           1000000                    5416.67        360                             359
16594610           475466.31                  3247.16        360                             359
16594577           1560000                    10725          360                             358
16594578           641600                     3675.83        360                             358
16594580           424000                     2385           360                             359
16594581           632006.96                  3435.79        360                             359
16594582           439960                     2474.78        360                             359
16594583           670000                     4047.92        360                             359
16594584           493540                     2827.57        360                             358
16594585           780000                     4631.25        360                             359
16594586           708000                     4277.5         360                             358
16594587           824356.43                  5627.95        360                             359
16567349           289045                     1746.31        360                             359
16564893           75000                      476.56         360                             359
16564899           324684.12                  1974.73        360                             359
16564987           431000                     2783.54        360                             359
16635244           763275.09                  4704.08        360                             359
16635245           616000                     3529.17        360                             359
16635246           572000                     3336.67        360                             359
16635247           2000000                    11041.67       360                             359
16635230           505500                     3106.72        360                             359
16635233           431920                     2114.61        360                             360
16635235           456000                     2612.5         360                             359
16635241           500000                     2760.42        360                             360
16564865           920000                     5654.17        360                             359
16564877           608000                     3990           360                             359
16564636           1755000                    11700          360                             359
16564656           423200                     2424.57        360                             359
16564663           1151250                    7675           360                             359
16564683           163900.6                   1261.02        360                             359
16564684           540000                     3375           360                             359
16564718           540000                     2981.21        360                             359
16564480           368000                     2261.67        360                             359
16564537           618750                     4382.81        360                             359
16564557           174432                     1162.88        360                             359
16564558           1287573                    8315.58        360                             359
16564591           434250                     2849.77        360                             359
16564609           439000                     2880.94        360                             359
16564440           940000                     6266.67        360                             359
16635018           468400                     2683.54        360                             359
16635019           569600                     3085.33        360                             358
16635021           580000                     2960.42        360                             359
16635022           516000                     2848.75        360                             359
16635023           422820                     2554.54        360                             359
16635032           552000                     3105           360                             359
16635035           675528                     3870.21        360                             359
16635036           532500                     2884.38        360                             359
16635045           512000                     2880           360                             359
16635047           551200                     2354.08        360                             359
16635051           631968                     3620.65        360                             359
16635053           739378.31                  4861.27        360                             359
16635054           543750                     3115.23        360                             359
16635055           631200                     3945           360                             359
16635058           1160000                    6887.5         360                             358
16635061           436000                     2361.67        360                             359
16635064           485600                     3186.75        360                             359
16635065           528000                     3025           360                             359
16635066           532000                     3103.33        360                             359
16635069           1382500                    8352.6         360                             359
16635075           439200                     2379           360                             358
16635077           614970.82                  3074.88        360                             358
16635080           572500                     3160.68        360                             359
16635081           532000                     2881.67        360                             359
16635084           524500                     3168.85        360                             359
16635091           514400                     3054.25        360                             358
16635092           660000                     3781.25        360                             359
16635096           854960                     4898.21        360                             359
16635099           736400                     4602.5         360                             359
16635100           560000                     3383.33        360                             359
16635101           650000                     3859.38        360                             359
16635104           506097.66                  2847.66        360                             359
16635108           540000                     2981.25        360                             359
16635111           499158                     2651.78        360                             359
16635117           920000                     5558.33        360                             359
16635122           439648.14                  2964.36        360                             359
16635125           422000                     2329.79        360                             359
16635127           460000                     2635.42        360                             359
16635130           570500                     3209.06        360                             359
16635131           500000                     2864.58        360                             359
16635134           476850                     3079.66        360                             359
16635136           472750                     2954.69        360                             359
16635137           568000                     3313.33        360                             359
16635297           688937                     3881.25        360                             359
16635298           465000                     2228.13        360                             359
16635299           696000                     3770           360                             360
16635300           607000                     3224.69        360                             359
16635301           456000                     2517.5         360                             360
16635302           740000                     4547.92        360                             359
16635303           1225000                    6890.63        360                             360
16635304           940000                     3916.67        360                             359
16635305           993750                     5900.39        360                             360
16635307           644000                     3689.58        360                             359
16635309           1400000                    8750           360                             359
16635310           762400                     4288.5         360                             359
16635312           425600                     2438.33        360                             359
16635314           1680000                    9450           360                             359
16635315           484000                     2621.67        360                             359
16635317           460000                     2922.92        360                             359
16635318           650000                     3588.54        360                             360
16635319           493992                     3138.91        360                             359
16635320           490381                     3116.03        360                             359
16635142           648000                     3847.5         360                             359
16635144           1200000                    8250           360                             358
16635148           441322                     2344.52        360                             359
16635154           445600                     2552.92        360                             359
16635155           450400                     2345.83        360                             359
16635156           1785600                    10416          360                             359
16635157           486400                     2786.67        360                             359
16635158           904000                     5461.67        360                             359
16635160           715000                     3872.92        360                             359
16635166           440000                     3025           360                             359
16635172           439200                     2424.75        360                             359
16635173           829600                     4839.33        360                             359
16635179           485000                     2879.69        360                             359
16635180           876000                     6022.5         360                             359
16635181           606000                     3098.23        360                             359
16635182           462912                     2411           360                             359
16635183           552000                     3220           360                             359
16635187           450000                     2671.88        360                             359
16635189           776000                     5173.33        360                             359
16635190           650000                     3656.25        360                             359
16635195           568000                     3550           360                             359
16635196           536000                     3517.5         360                             359
16635197           476000                     2875.83        360                             359
16635198           900000                     4781.25        360                             359
16635207           944000                     5506.67        360                             359
16635209           468750                     2490.23        360                             359
16635212           970000                     5860.42        360                             359
16635214           544965.63                  3065.63        360                             359
16635217           563591.79                  3991.96        360                             359
16635221           671649.59                  3867.19        360                             359
16635223           436000                     2588.75        360                             359
16635225           477000                     2335.31        360                             359
16639016           533550                     3334.69        360                             358
16635291           915000                     5051.56        360                             359
16635294           476536                     2630.88        360                             359
16635295           512000                     2986.67        360                             359
16635296           735000                     3981.25        360                             360
16634862           480000                     2800           360                             359
16634879           975000                     5890.63        360                             356
16634881           458478.52                  3060.39        360                             356
16634885           974250                     5581.64        360                             356
16634887           873809                     4824.15        360                             358
16634891           500208                     3126.3         360                             359
16634892           747245                     4592.44        360                             359
16634894           436172                     2180.86        360                             359
16634896           650000                     3723.96        360                             359
16634897           453611                     2551.56        360                             359
16634898           990000                     5568.75        360                             359
16634899           520000                     3141.67        360                             359
16634902           554909                     3005.76        360                             359
16634903           473652                     2664.29        360                             359
16634907           549000                     3088.13        360                             356
16634908           1196500                    7602.76        360                             357
16634909           624000                     3705           360                             357
16634911           535500                     3123.75        360                             356
16634912           528000                     3025           360                             358
16634913           895872                     5412.56        360                             358
16634918           602000                     3386.25        360                             357
16634920           468000                     2778.75        360                             358
16634923           502000                     3085.21        360                             357
16634931           648000                     3645           360                             358
16634933           568000                     3254.17        360                             358
16634934           612000                     3697.5         360                             356
16634938           525000                     3117.19        360                             359
16634943           608000                     3673.33        360                             358
16634945           444600                     2361.94        360                             358
16634947           516750                     3283.52        360                             358
16634952           466600                     2624.63        360                             358
16634953           559655.34                  3682.75        360                             358
16634954           540000                     3318.75        360                             357
16634957           532000                     3103.33        360                             359
16634958           769600                     4649.67        360                             358
16634959           472000                     2802.5         360                             357
16634961           1000000                    5937.5         360                             358
16634962           500000                     2864.58        360                             358
16634966           511200                     3248.25        360                             358
16634967           460000                     3018.75        360                             358
16634969           552150                     3278.39        360                             359
16634972           600000                     3375           360                             359
16634973           468000                     2730           360                             359
16634974           602400                     3514           360                             357
16634976           620000                     3552.08        360                             359
16634978           650000                     3859.38        360                             358
16634982           1125000                    6093.75        360                             359
16634983           452000                     2542.5         360                             359
16634984           559200                     3378.5         360                             359
16634985           753000                     4078.75        360                             359
16634988           476250                     2778.12        360                             359
16634989           1000000                    5520.83        360                             359
16634991           975000                     5382.81        360                             359
16634992           625000                     3385.42        360                             359
16634993           1329848.35                 7204.17        360                             359
16634997           650000                     3791.67        360                             359
16635000           535790.51                  2847.5         360                             359
16635003           452000                     2730.83        360                             358
16635004           585000                     3351.56        360                             359
16635008           435950                     2724.69        360                             359
16635011           827250                     4480.94        360                             359
16635013           434200                     2804.21        360                             359
16635015           465000                     2857.81        360                             358
16635016           545000                     3179.17        360                             359
16348969           182753                     1047.02        360                             357
16348972           216000                     1237.5         360                             356
16348973           219200                     1164.5         360                             356
16348974           136200                     766.13         360                             356
16348975           196000                     1041.25        360                             356
16348976           149600                     810.33         360                             356
16348978           220702                     1172.48        360                             356
16348979           213045                     1198.38        360                             357
16348980           217500                     1064.84        360                             356
16348982           130400                     719.92         360                             356
16348983           234000                     1218.75        360                             356
16348984           110000                     641.67         360                             356
16348985           408000                     2295           360                             356
16348986           352250                     1908.02        360                             356
16348987           226508                     1297.7         360                             356
16348988           317000                     1750.1         360                             356
16348989           241006                     1405.87        360                             356
16348990           133250                     638.49         360                             356
16348991           176000                     935            360                             356
16348992           151550                     868.26         360                             357
16348993           331900                     1832.36        360                             356
16348994           292500                     1736.72        360                             356
16348996           258572.06                  1131.25        360                             357
16348997           143690.74                  806.79         360                             357
16348998           131992.5                   742.46         360                             357
16348999           412800                     2322           360                             356
16349001           117200                     634.83         360                             357
16349002           241200                     1256.25        360                             357
16349003           299516.35                  1684.78        360                             357
16349004           279400                     1571.63        360                             357
16349005           178800                     1005.75        360                             357
16349006           340075                     1806.65        360                             357
16349007           180000                     1031.25        360                             357
16028534           500000                     3541.67        360                             348
16295294           115200                     708            360                             357
16102451           128000                     786.67         360                             354
16540281           279692                     1544.13        360                             359
16540299           260391.71                  1799.83        360                             359
16540357           1207500                    8553.13        360                             359
16540385           716250                     5148.05        360                             359
16540424           104432                     728.85         360                             359
16540473           222554.31                  1653.55        360                             359
16540520           1260000                    8137.5         360                             359
16540602           1000000                    7291.67        360                             358
16468615           1240000                    8137.5         360                             359
16540102           1225000                    8932.29        360                             359
16540106           99918.01                   665.24         360                             359
16540112           1000000                    5729.17        360                             359
16423028           645000                     4232.81        360                             359
16423029           106965.76                  758.75         360                             357
16423031           168450                     1175.64        360                             358
16468098           292394                     1644.72        360                             359
16468101           88000                      641.66         360                             359
16468135           61564.56                   484.61         360                             359
16468182           138240.42                  1088.16        360                             359
16468230           237511                     1360.75        360                             359
16468322           463200                     3088           360                             359
16468339           492000                     3587.5         360                             359
16468420           279412                     1455.27        360                             359
16468569           750000                     5468.75        360                             359
16468484           82500                      592.97         360                             359
16468505           436000                     2497.92        360                             358
16468530           732000                     4878.36        360                             358
16468539           1500000                    9843.75        360                             359
16468557           161625                     1094.34        360                             358
16422946           449869                     3139.71        360                             359
16422947           587647.25                  3734.01        360                             359
16422970           74400                      527            360                             359
16422746           566550                     3481.92        360                             357
16422771           426589.95                  2932.04        360                             358
16422827           623000                     4283.13        360                             359
15961453           480000                     3250           360                             351
16226517           97920                      550.8          360                             354
16226413           63882.87                   492.1          360                             357
16224419           63873.54                   475.2          360                             357
16422590           517461                     3773.15        360                             358
16422698           239708                     1697.93        360                             359
16422705           1820000                    12133.33       360                             359
16422708           167900                     1084.35        360                             355
16420777           851250                     6207.03        360                             358
16420786           517600                     3720.25        360                             359
16422495           237422                     1582.81        360                             359
16422535           480000                     3052           360                             358
16422539           1012500                    7382.81        360                             358
16420722           617755                     4247.07        360                             358
16420727           763687                     3977.52        360                             359
16420638           592500                     4320.31        360                             358
16420685           448000                     3266.67        360                             359
16419983           207350                     1187.94        360                             359
16419994           1350000                    8718.75        360                             359
16420063           452000                     2966.25        360                             359
16420084           209679.42                  1450.42        360                             358
16420086           173000                     1045.21        360                             358
16420108           73512.79                   572.45         360                             358
16420118           142231.26                  1107.57        360                             358
16420178           704000                     4253.33        360                             359
16420179           69230                      411.05         360                             359
16420186           82451.29                   641.68         360                             359
16420254           463826                     3188.8         360                             359
16420291           520000                     3683.33        360                             359
16420304           410300                     2265.2         360                             359
16420414           765836                     5265.12        360                             359
16420535           955449.97                  7520.86        360                             359
16419551           179120                     1380.72        360                             359
16419576           88950                      639.33         360                             359
16419581           200000                     1145.83        360                             359
16419604           536000                     3517.5         360                             359
16419610           472000                     3392.5         360                             359
16419628           1000000                    6875           360                             359
16419657           440095                     2292.16        360                             359
16419292           448800                     2384.25        360                             358
16419304           482320                     2662.81        360                             359
16419309           437150                     2959.87        360                             358
16419347           479285.31                  3356.23        360                             358
16419394           473600                     3305.33        360                             359
16419395           998511.06                  6992.15        360                             358
16419425           195922.15                  1405.6         360                             358
16419426           1220250                    8643.44        360                             359
16419495           745600                     5281.33        360                             359
16194773           47941.63                   369.08         360                             358
16095552           229570.79                  1217.94        360                             345
16418843           297600                     1891.01        360                             359
16401758           132000                     811.25         360                             359
16400377           120400                     777.58         360                             359
16400488           385250                     2207.16        360                             358
16400640           392509.75                  2987.09        360                             358
16400694           2372500                    17546.62       360                             359
16395746           601420                     4009.47        360                             359
16397178           325250                     1897.29        360                             356
16397199           124000                     917.08         360                             358
16395458           46373.3                    365.03         360                             359
16395622           539300                     3314.45        360                             359
16395670           1000000                    6041.67        360                             359
16395742           435011                     2446.94        360                             358
16395210           901000                     6288.23        360                             358
16395394           226568                     1203.64        360                             359
16393586           72000                      457.5          360                             358
16393615           682500                     4550           360                             359
16393636           630000                     4265.63        360                             358
16393665           1275000                    8367.19        360                             358
16393755           647900                     4116.86        360                             359
16393812           245176                     1225.88        360                             359
16393850           95000                      583.85         360                             358
16393893           111200                     822.42         360                             359
16393915           588000                     4103.75        360                             358
16394033           492000                     3228.75        360                             358
16394074           993750                     7039.06        360                             359
16392605           87300                      645.66         360                             358
16339560           1400000                    8458.33        360                             354
16392482           880000                     5775           360                             359
16389984           750000                     4062.5         360                             359
16390004           156550                     929.52         360                             357
16390079           73500                      490            360                             358
16390193           219900                     1603.44        360                             358
16390195           263920                     1539.53        360                             358
16390377           729162                     4785.13        360                             358
16390398           436000                     2997.5         360                             358
16390439           900000                     6093.75        360                             358
16390274           75520                      472            360                             357
16392274           1600000                    9166.67        360                             358
16388988           84000                      577.5          360                             358
16387586           217500                     1585.94        360                             358
16387594           232500                     1695.31        360                             358
16387605           285000                     2078.13        360                             358
16387614           217500                     1585.94        360                             358
16387617           228000                     1662.5         360                             358
16400935           133892                     822.88         360                             359
16626494           222000                     1321.83        360                             359
16626495           138200                     978.92         360                             359
16626496           143550                     957            360                             359
16626497           251900                     1390.7         360                             359
16628593           376800                     2634.65        360                             360
16596085           363750                     2805.83        360                             360
16596087           520000                     3466.67        360                             360
16567299           420000                     2756.26        360                             359
16539994           185069.28                  1326.8         360                             359
16596985           51655                      374.54         360                             360
16540053           1300000                    8395.83        360                             359
16605532           63600                      450.16         360                             360
16395141           384240                     2988.58        360                             360
16600666           232000                     1763.37        360                             360
16676280           512000                     2933.33        360                             360
16676281           788250                     4433.91        360                             360
16676000           446709                     2373.14        360                             359
16615765           460000                     3155.37        360                             360
16597018           163931.22                  1469.61        360                             359
16567219           61558.67                   452            360                             359
16419863           843750                     6591.8         360                             359
16419911           944000                     5801.67        360                             359
16571436           291777.8                   1794.59        360                             359
16548414           247009.25                  1707.35        360                             359
16605484           620000                     3810.42        360                             360
16544932           679758.56                  4349.77        360                             359
16406683           174587.05                  1206.75        360                             359
16551395           244000                     1602.91        360                             360
16418951           999950                     5937.21        360                             360
16548841           528000                     3135.01        360                             360
16568634           367213.31                  2507           360                             359
16574657           124000                     781.86         360                             360
16403918           194999.99                  1300.01        360                             359
16562292           567200                     3781.34        360                             359
16419714           508800                     3392           360                             359
16406664           239907.16                  2217.84        360                             359
16406764           694400                     4557.01        360                             359
16568550           476720                     3327.11        360                             359
16567281           182341.79                  1217.21        360                             359
16418944           123926.79                  964.46         360                             359
16544991           106473.62                  780.75         360                             359
16539924           422400                     2860           360                             359
16585186           483691.37                  3636.13        360                             359
16569966           652000                     4210.83        360                             359
16611026           131200                     1032.16        360                             360
16405223           399717.68                  2865.65        360                             359
16551233           129683.68                  907.45         360                             359
16401806           648000                     4725.01        360                             359
16468010           130112.26                  955.37         360                             359
16401609           518400                     3618           360                             359
16601707           328000                     2406.75        360                             360
16551451           226240.21                  1621.96        360                             359
16406752           171881.63                  1247.12        360                             359
16165174           1280000                    8933.33        360                             360
16551491           528000                     4015.01        360                             359
16593713           295801.39                  2171.94        360                             359
16594545           496500                     2792.81        360                             358
16594546           536000                     3070.83        360                             358
16594547           946000                     5321.25        360                             358
16594548           423985                     2385           360                             358
16594549           1100000                    6989.58        360                             359
16594551           629500                     3540.94        360                             358
16594552           433000                     2841.56        360                             359
16594553           528500                     3523.33        360                             359
16594554           750000                     4140.63        360                             358
16594555           997425                     5506.62        360                             359
16594557           603200                     3581.5         360                             358
16594559           541600                     2933.67        360                             359
16594560           529062.2                   3393.65        360                             358
16594561           599920                     3312.06        360                             359
16594562           1865000                    10102.08       360                             358
16594563           2398000                    13750          360                             358
16594564           650000                     3859.38        360                             359
16594565           475619.35                  3206.9         360                             359
16594566           455200                     2513.08        480                             477
16594567           844000                     4571.67        360                             359
16594568           640000                     4000           360                             359
16594569           549117.74                  3705.45        360                             358
16594570           504000                     2730           360                             358
16594571           1000000                    6354.17        360                             358
16594572           572000                     3753.75        360                             359
16594573           660000                     3850           360                             359
16594574           492065                     2819.12        360                             359
16594575           420000                     2493.75        360                             358
16594576           1212000                    7448.75        360                             359
16594540           900000                     5812.5         360                             358
16594541           500000                     3020.83        360                             358
16594542           555750                     3537.27        360                             358
16594543           449000                     2946.56        360                             358
16594544           440000                     2566.67        360                             358
16594520           630357                     3348.77        360                             358
16594522           1260000                    7612.5         360                             358
16594526           872000                     5540.83        360                             358
16594527           849892.71                  4692.71        360                             358
16594528           607712                     3481.68        360                             358
16594530           999541.67                  6041.67        360                             357
16594531           909500                     4926.46        360                             358
16594533           649884.51                  3520.83        360                             358
16594535           487795.83                  2795.83        360                             358
16594537           531834.65                  3047.92        360                             358
16559162           435275                     2448.42        360                             358
16559169           572120.8                   3277.78        360                             359
16559171           693750                     4191.41        360                             359
16559190           760000                     5225           360                             358
16559192           539998.75                  3318.75        360                             358
16559196           444000                     2728.75        360                             358
16559197           480000                     3300           360                             358
16559210           735000                     4287.5         360                             358
16559216           579238.63                  4306.48        360                             358
16559223           508000                     3492.5         360                             358
16594508           498836                     2857.91        360                             358
16594509           1299999.98                 7583.33        360                             357
16594510           449098.05                  2390.62        360                             358
16594511           560000                     3441.67        360                             359
16594513           542528                     2938.69        360                             358
16594514           462602                     2891.26        360                             359
16594516           488811.15                  2805.48        360                             357
16594517           549600                     3091.5         360                             357
16594519           512350                     2881.97        360                             358
16559127           496000                     3151.67        360                             359
16559128           539428                     3483.81        360                             358
16559131           713300                     4012.31        360                             358
16559132           1237500                    7476.56        360                             358
16559134           521550                     3585.66        360                             358
16559148           818700                     4690.47        360                             358
16559157           580000                     3987.5         360                             358
16559159           488000                     2999.17        360                             358
16559160           600000                     3437.5         360                             358
16559161           463198.75                  3009.5         360                             358
16634916           428000                     2496.67        360                             356
16543874           440000                     2658.33        360                             358
16543877           300000                     1718.75        360                             358
16559026           546150                     3015.2         360                             357
16559029           500000                     3229.17        360                             358
16634928           510000                     2762.5         360                             358
16404433           1368750                    7984.38        360                             358
16596551           280000                     1458.33        360                             359
16634905           508000                     2963.33        360                             356
16634910           431250                     2875           360                             356
16558960           720000                     4200           360                             358
16594593           616500                     3532.03        360                             359
16558938           750000                     4140.63        360                             358
16594579           632000                     3357.5         360                             359
16635109           650000                     3588.54        360                             358
16558942           515000                     3111.46        360                             358
16558947           554800                     3640.88        360                             354
16558863           582565.98                  3285           360                             358
16558867           440000                     2429.17        360                             357
16558874           662400                     3795           360                             358
16558875           583499.64                  3768.44        360                             358
16558876           477256                     2982.85        360                             358
16558879           431965                     2565           360                             358
16558883           595308                     3224.59        360                             358
16558885           581500                     3755.52        360                             357
16558893           492537.12                  2771.11        360                             357
16558896           1841.35                    12.08          360                             357
16558898           520128                     2925.72        360                             358
16558900           460000                     2635.42        360                             357
16558903           510797.89                  2873.25        360                             357
16558905           471996.99                  2605.83        360                             357
16558907           616800                     3726.5         360                             358
16558909           432000                     2340           360                             357
16558914           595633.51                  3600.24        360                             357
16558915           550000                     3151.04        360                             358
16558918           606950.1                   3943.48        360                             358
16558920           750000                     4687.5         360                             358
16558924           678000                     4025.63        360                             357
16558927           473593.33                  2713.33        360                             357
16558932           516000                     2848.75        360                             357
16558937           640000                     4200           360                             357
16558945           596000                     3600.83        360                             357
16558949           686250                     3931.64        360                             357
16558950           780000                     4387.5         360                             358
16558951           479209                     2795.39        360                             358
16558952           495000                     2475           360                             358
16558958           428120                     2363.58        360                             358
16558959           576000                     3120           480                             477
16558964           544897.36                  3122.4         360                             358
16558966           1000000                    5520.83        360                             358
16558967           1376000                    7740           360                             358
16558975           1000000                    5520.83        360                             358
16558977           600000                     3500           360                             358
16558978           420000                     2362.5         360                             358
16558979           477999.54                  2738.54        360                             358
16558980           508651.6                   2967.22        360                             357
16558981           610000                     3685.42        360                             358
16558982           464747.7                   3097.65        360                             358
16558983           1549000                    8229.06        360                             358
16558989           446412.78                  2744.42        360                             357
16558994           440000                     2383.33        360                             358
16558998           468000                     2632.5         360                             358
16559001           1860288.41                 11627.38       360                             358
16559003           1655768.12                 9486.47        360                             358
16559005           536000                     2959.17        360                             358
16559007           580000                     3328.65        360                             358
16559009           775349.61                  4525.64        360                             358
16559016           1133000                    6373.13        360                             358
16559017           476204                     2629.04        360                             358
16559024           2627587.89                 17290.52       360                             358
16559028           443272                     2724.28        360                             358
16559030           592000                     3330           360                             357
16559031           427536.14                  2276.03        360                             358
16559034           620000                     3552.08        360                             358
16559037           464000                     2803.33        360                             358
16559041           472500                     2854.69        360                             358
16559042           496952.43                  2855.47        360                             358
16559043           615842.93                  3529.17        360                             358
16559045           500000                     2916.67        360                             358
16559051           444000                     2497.5         360                             358
16559053           560000                     3791.67        360                             358
16559054           740000                     4162.5         360                             358
16559062           504000                     3150           360                             358
16559065           880000                     5500           360                             358
16559066           567999.85                  3313.33        360                             358
16559073           417282                     2260.28        360                             358
16559076           468000                     3217.5         360                             358
16559079           755667.03                  4331.25        360                             358
16559085           1100000                    5614.58        360                             358
16559087           542500                     3221.09        360                             358
16559088           523000                     2838.33        360                             358
16559089           688000                     4013.33        360                             358
16559094           505600                     3054.67        360                             358
16559096           536000                     3238.33        360                             358
16559098           808000                     4713.33        360                             358
16559099           548527.46                  3518.51        360                             358
16559106           588400                     3616.21        360                             358
16559107           526400                     3399.67        360                             358
16559109           959450.54                  5400           360                             358
16559111           531319.19                  3996.74        360                             358
16559114           464000                     2610           360                             358
16559115           599013.51                  3991.81        360                             358
16559116           999937.5                   5937.5         360                             358
16559117           799960                     4833.09        360                             358
16559124           645000                     3560.94        360                             358
16559126           428000                     2541.25        360                             358
16684964           640000                     3733.33        360                             360
16675973           494350                     2883.71        360                             359
16684965           472000                     2753.34        360                             360
16675974           787500                     4511.72        360                             359
16684966           459200                     2248.17        360                             360
16675975           434634.54                  2857.65        360                             359
16684967           550500                     3956.72        360                             360
16675976           534563                     2617.13        360                             359
16684968           650000                     4062.5         360                             360
16675977           437560                     2506.85        360                             359
16684969           422404                     1980.02        360                             360
16675978           614030.75                  3834.31        360                             359
16675979           620000                     3293.75        360                             359
16676230           440000                     2291.67        360                             360
16676231           452000                     2589.58        360                             360
16676150           544000                     3340.87        360                             360
16676232           456000                     2422.5         360                             360
16676070           456000                     2612.5         360                             359
16676151           660000                     3781.25        360                             359
16676152           682500                     3910.16        360                             360
16676233           512000                     2826.67        360                             360
16676071           1349015.63                 8011.34        360                             359
16676072           520000                     3033.33        360                             359
16676234           551920                     2989.57        360                             360
16676153           553554                     2883.09        360                             360
16676154           524000                     2838.33        360                             360
16676073           598000                     3488.33        360                             359
16676235           430400                     2465.83        360                             360
16676155           638250                     3656.64        360                             360
16676236           564000                     3407.5         360                             360
16676074           1000000                    6145.83        360                             354
16676156           519920                     2924.55        360                             360
16676075           458000                     2767.08        360                             359
16676237           556700                     3421.39        360                             360
16676116           429358.57                  2562.99        480                             477
16685027           590676                     2953.38        360                             360
16676036           509600                     2548           360                             360
16676117           2000000                    10416.67       360                             358
16685028           503200                     2882.92        360                             360
16676118           690000                     4025           480                             477
16676037           675000                     3867.19        360                             360
16685029           444000                     2682.5         360                             360
16676119           588185                     3308.54        360                             359
16676038           1000000                    6041.67        360                             360
16675940           1500000                    7968.75        360                             358
16676039           480000                     2800           360                             360
16675941           500000                     3020.83        360                             358
16675942           680000                     3754.17        360                             358
16675943           479200                     2895.17        360                             358
16675944           650000                     3656.25        360                             358
16675945           513999.17                  2784.16        360                             358
16675946           557600                     3426.92        360                             358
16675947           518450                     3240.31        360                             358
16675949           650000                     3927.08        360                             358
16676200           522000                     2827.5         360                             360
16676201           966000                     5433.75        360                             360
16676120           1679937                    9449.65        360                             360
16685030           476000                     2875.83        360                             360
16685031           540000                     2868.75        360                             360
16676040           462400                     2649.17        360                             359
16676202           436000                     2497.92        360                             360
16676121           632000                     3357.5         360                             358
16685032           680000                     3116.67        360                             360
16676203           870000                     5346.88        360                             360
16676122           728000                     4095           480                             477
16676041           538800                     3030.75        360                             360
16676204           473600                     2664           360                             360
16676123           428000                     2630.42        480                             478
16676238           497000                     2795.63        360                             360
16676157           480000                     2650           360                             360
16676076           639200                     3728.67        360                             360
16676077           480000                     2850           360                             359
16676158           1000000                    5729.17        360                             360
16676239           545000                     2895.31        360                             360
16684970           489600                     2652           360                             360
16676159           830000                     4409.38        360                             360
16676078           502500                     2774.22        360                             359
16684971           448000                     1960           360                             360
16675980           780000                     4866.19        360                             360
16676079           520000                     3141.67        360                             359
16675981           972000                     6480           360                             359
16684972           640499.99                  4003.13        360                             358
16684973           628000                     4121.25        360                             360
16675982           630000                     3543.75        360                             358
16684974           784000                     4573.33        360                             360
16675983           427384                     2404.04        360                             359
16684975           543101                     2262.92        360                             360
16675984           716250                     4103.52        360                             360
16684976           1462500                    8226.56        360                             360
16675985           584026                     3102.64        360                             359
16684977           561728                     2808.64        360                             360
16675986           465500                     2715.42        360                             359
16675987           535848                     3014.15        360                             360
16684978           630272                     3807.89        360                             360
16675988           600000                     3937.5         360                             359
16684979           524000                     3002.08        360                             360
16675989           680000                     3612.5         360                             360
16676240           730000                     3726.04        360                             360
16676241           750000                     4375           360                             360
16676160           648000                     3982.5         360                             360
16676161           498000                     2801.25        360                             360
16676080           479120                     2744.96        360                             359
16676242           800000                     4333.33        360                             360
16676162           420000                     2537.5         360                             359
16676243           1375000                    8593.75        360                             360
16676081           752000                     4700           360                             359
16676244           1000000                    5000           360                             360
16676163           420000                     2581.25        360                             359
16676082           608000                     3610           360                             359
16676164           460417                     2781.69        360                             360
16676245           1030000                    5901.04        360                             360
16676083           600000                     3437.5         360                             359
16676084           463950                     2658.05        360                             359
16676165           540000                     2925           360                             360
16676246           841100                     4906.42        360                             360
16676247           560800                     3096.08        360                             360
16676085           753600                     4396           360                             359
16676166           549000                     2916.56        360                             360
16676167           1375000                    7877.6         360                             360
16676248           460000                     2347.92        360                             360
16676086           576000                     3480           360                             359
16676087           640000                     3866.67        360                             359
16676249           512000                     3093.33        360                             360
16676168           612000                     3251.25        360                             360
16676169           700000                     3500           360                             360
16676088           500000                     3020.83        360                             359
16684980           1040000                    5958.33        360                             359
16676089           599200                     3495.33        360                             359
16684981           480000                     2750           360                             360
16675990           815000                     4499.48        360                             360
16684982           487920                     2795.38        360                             360
16675991           452000                     2354.17        360                             360
16675992           720000                     4500           360                             359
16684983           1680000                    9275           360                             360
16684984           974999.99                  5484.38        360                             359
16675993           460000                     2922.92        360                             359
16684985           430000                     2329.17        360                             360
16675994           528800                     3029.58        360                             359
16684986           620000                     3552.08        360                             360
16675995           650000                     4401.04        360                             359
16675996           457000                     2808.65        360                             359
16684987           1240000                    8137.5         360                             360
16684988           616000                     3389.79        360                             360
16675997           625500                     3453.28        360                             360
16675998           562500                     3281.25        360                             360
16684989           427000                     2668.75        360                             360
16675999           749950                     4062.23        360                             359
16676250           1384000                    9226.67        360                             360
16676170           484000                     2218.33        360                             360
16676251           539600                     3260.08        360                             360
16676252           1500000                    8125           360                             360
16676171           472500                     3150           360                             360
16676090           749250                     4526.72        360                             359
16676091           972000                     5163.75        360                             359
16676253           615000                     3523.44        360                             360
16676172           600000                     3312.5         360                             360
16676254           564800                     3588.83        360                             360
16676092           608000                     3356.67        360                             359
16676173           550000                     3494.79        360                             359
16676093           650000                     3656.25        360                             359
16676174           576000                     3360           360                             359
16676255           923000                     4903.44        360                             360
16676256           417200                     2694.42        360                             360
16676175           467000                     2578.23        360                             359
16676176           503650                     3515.06        360                             360
16676257           526050                     3013.83        360                             360
16676095           789600                     4523.75        360                             359
16676096           650000                     3791.67        360                             359
16676177           440000                     2566.67        360                             360
16676258           540000                     3600           360                             360
16676178           600000                     2937.5         360                             360
16676097           812000                     4482.92        360                             359
16676259           534000                     2892.5         360                             360
16684990           620000                     3293.75        360                             360
16676179           596000                     3414.58        360                             360
16676098           878400                     5490           360                             359
16684991           639200                     3662.08        360                             360
16676099           676800                     4018.5         360                             359
16684992           2160000                    13275          360                             360
16684993           486279                     1975.51        360                             360
16684994           870300                     4804.78        360                             360
16684995           472500                     2903.91        360                             360
16684996           825000                     5328.13        360                             360
16684997           420000                     2756.25        360                             360
16684998           973944                     5478.44        360                             360
16684999           749000                     4213.13        360                             360
16676260           726700                     4314.78        360                             360
16676042           484252.74                  3224.39        360                             359
16685033           650000                     3927.08        360                             360
16676043           638050                     3655.49        360                             359
16676205           512000                     3466.67        360                             360
16676124           635950                     3643.46        360                             360
16685034           580000                     3262.5         360                             360
16676206           553600                     3171.67        360                             360
16676125           1040000                    5958.33        360                             360
16676044           440000                     2933.33        360                             360
16685035           575000                     2635.42        360                             360
16676126           600000                     3500           360                             359
16676045           640376                     3668.82        360                             359
16676207           525000                     2734.38        360                             360
16559081           599200                     3495.33        360                             357
16685036           456000                     2422.5         360                             360
16676046           513460                     2995.18        360                             359
16676127           1198548                    7116.38        360                             360
16685037           540000                     3431.25        360                             360
16676208           684000                     4275           360                             360
16676128           1000000                    6354.17        360                             359
16676209           443000                     2030.42        360                             360
16676047           800000                     5083.33        360                             359
16685038           805000                     3941.15        360                             360
16685039           536000                     2959.17        360                             360
16676129           469000                     2540.42        360                             359
16676048           580000                     3322.92        360                             359
16675950           495000                     2835.94        480                             478
16676049           540000                     3262.5         360                             359
16675951           621000                     4010.63        360                             359
16675952           680000                     4354.11        360                             360
16684944           988000                     6689.58        360                             359
16675953           731250                     4189.45        360                             357
16675954           825000                     5242.19        360                             358
16684945           419091                     2488.35        360                             360
16675955           538400                     2748.08        360                             359
16684946           463200                     2798.5         360                             357
16684947           637500                     4050.78        360                             359
16675956           609000                     3235.31        360                             359
16675957           489090                     2802.08        480                             478
16675958           642530.78                  3882.07        360                             358
16684949           449100                     2947.22        360                             359
16676210           544000                     2776.67        360                             360
16685040           937500                     5859.38        360                             360
16676130           514000                     3266.04        360                             360
16676211           433100                     2436.19        360                             360
16685041           487500                     2792.97        360                             360
16676131           1280000                    8400           360                             360
16676212           528700                     3469.59        360                             360
16676050           500000                     2760.42        360                             359
16685042           500000                     2864.58        360                             360
16676213           495850                     2995.76        360                             360
16676051           920000                     5941.67        360                             359
16676132           420000                     2362.5         360                             360
16685043           460100                     2923.55        360                             360
16676052           560000                     3558.33        360                             359
16676214           680000                     4816.67        360                             360
16676133           1000000                    6906.75        360                             360
16685044           556000                     2895.83        360                             360
16676134           1000000                    5729.17        360                             360
16676053           549000                     3088.13        360                             359
16676215           603400                     3708.4         360                             360
16685045           543000                     2997.81        360                             360
16676054           550000                     3036.46        360                             359
16676135           708000                     5015           360                             358
16676216           528000                     2915           360                             360
16685046           432000                     2610           360                             360
16676136           541100                     3832.79        360                             360
16676217           1000000                    5937.5         360                             360
16676180           420000                     2551.96        360                             360
16676261           855676                     5169.71        360                             360
16676181           448000                     2520           360                             360
16676262           920000                     5750           360                             360
16676263           900000                     4875           360                             360
16676182           636000                     3842.5         360                             360
16676264           872000                     6704.93        360                             360
16676183           624000                     3510           360                             360
16676184           479400                     2496.88        360                             360
16676265           540000                     2756.25        360                             360
16676185           500000                     2864.58        360                             360
16676266           1000000                    5833.33        360                             360
16676267           560000                     3208.33        360                             360
16676186           440000                     2245.83        360                             360
16676268           624000                     3510           360                             360
16676187           1047500                    5673.96        360                             360
16676188           495200                     2733.92        360                             360
16676269           453000                     2784.06        360                             360
16676189           564000                     3231.25        360                             360
16676270           830000                     4322.92        360                             360
16676271           772500                     4184.38        360                             360
16676190           1100000                    6302.08        360                             360
16676191           489425                     2192.22        360                             359
16676272           500000                     2864.58        360                             360
16676273           467000                     2529.58        360                             360
16676192           780000                     4631.25        360                             360
16676274           880000                     5133.33        360                             360
16676193           515727                     3169.57        360                             360
16676194           463200                     2460.75        360                             360
16676275           480000                     2900           360                             360
16676276           1000000                    7083.33        360                             360
16676195           636000                     3445           360                             360
16676196           440000                     2154.17        360                             360
16676277           432000                     2430           360                             360
16676197           426400                     2620.58        360                             360
16676278           1000000                    5833.33        360                             360
16676198           432000                     2874.11        360                             360
16676279           922500                     5573.44        360                             360
16676199           1346250                    7432.42        360                             360
16559000           770000                     4972.92        360                             357
16676055           500500                     2919.58        360                             359
16685047           580800                     3267           360                             360
16676218           420000                     2362.5         360                             360
16676056           518400                     3024           360                             359
16676137           504590                     2575.51        360                             359
16676219           450000                     2531.25        360                             360
16676057           500000                     2812.5         360                             359
16685048           600000                     3437.5         360                             360
16676138           864720                     5134.28        360                             360
16685049           510400                     2764.67        360                             360
16676058           515200                     3005.33        360                             358
16676139           1820000                    10427.08       360                             360
16675960           620000                     3875           360                             359
16676059           496000                     3100           360                             359
16684952           592000                     3391.67        360                             360
16675961           520000                     2979.17        360                             358
16684953           650000                     3791.67        360                             359
16675962           1500000                    9062.5         360                             359
16675963           829500                     5270.78        360                             357
16684954           420000                     2406.25        360                             360
16684955           596900                     3481.92        360                             360
16675964           620000                     3487.5         360                             359
16684956           515000                     2199.48        360                             360
16675965           600244                     3689           360                             359
16684957           480000                     3153.26        360                             360
16675966           459079                     2630.14        360                             359
16675967           608650                     3487.06        360                             359
16684959           476000                     2677.5         360                             360
16675968           511850                     3145.74        360                             359
16675969           568000                     3490.83        360                             359
16676220           500000                     2343.75        480                             480
16676221           1119200                    5129.67        360                             360
16676140           800000                     4250           360                             360
16685050           457195                     2428.85        360                             360
16676141           1000000                    5937.5         360                             360
16676060           472000                     2655           360                             359
16676222           612000                     4335           360                             360
16676142           1834852.77                 12682.52       360                             359
16676223           1000000                    5625           360                             360
16676061           428000                     2719.58        360                             358
16676224           1425000                    8609.38        360                             360
16676143           492000                     2408.75        360                             360
16676062           463200                     2702           360                             358
16676144           449600                     2669.5         360                             360
16676063           536000                     3238.33        360                             358
16676225           473625                     2614.8         360                             360
16676064           506250                     3744.14        360                             359
16676145           560000                     2975           360                             360
16676226           812000                     4229.17        360                             360
16676227           747200                     4203           360                             360
16676146           614700                     3713.81        360                             360
16676065           508000                     2857.5         360                             359
16676066           424000                     2429.17        360                             359
16676147           488000                     2846.67        360                             360
16676228           868000                     4520.83        360                             360
16676067           537317                     3022.41        360                             359
16676229           548800                     3029.83        360                             360
16684960           583543                     3343.22        360                             360
16676149           444000                     2405           360                             360
16676068           576000                     3300           360                             359
16684961           420000                     2275           360                             360
16675970           556800                     3190           360                             359
16676069           640000                     3600           360                             359
16684962           492000                     2818.75        360                             360
16675971           602700                     3327.41        360                             359
16675972           427500                     3117.19        360                             358
16676001           593600                     2597           360                             360
16676002           815244.22                  5090.78        360                             359
16676003           639200                     3196           360                             359
16676004           452000                     2683.75        360                             359
16676005           1309000                    7090.42        360                             360
16676006           618800                     3738.58        360                             360
16676007           619600                     3549.79        360                             359
16676008           448000                     2706.67        360                             359
16676009           492260                     2666.41        360                             359
16685000           504000                     2887.5         360                             360
16676010           543200                     3055.5         360                             359
16685001           799500                     3997.5         360                             360
16676011           530000                     3091.67        360                             359
16685002           420000                     2581.25        360                             360
16676012           588000                     3185           360                             360
16685003           515000                     2950.52        360                             360
16685004           517600                     3181.08        360                             360
16676013           764000                     4934.17        360                             359
16676014           516000                     2687.5         360                             359
16685005           630000                     4351.25        360                             360
16676015           575400                     2936.94        360                             360
16685006           557600                     3252.67        360                             360
16685007           650000                     3453.13        360                             360
16676016           505000                     2630.21        360                             360
16676017           595494                     3225.59        360                             359
16685008           560000                     2741.67        360                             360
16676018           516000                     3225           360                             359
16685009           440000                     2459.39        480                             480
16676019           650000                     3859.38        360                             360
16675929           1040000                    6283.33        360                             359
16685010           500000                     2760.42        360                             360
16676100           552000                     3162.5         360                             359
16685011           850000                     5135.42        360                             360
16676101           480000                     2650           360                             359
16676020           543750                     3115.23        360                             359
16685012           424000                     2429.17        360                             360
16676102           444000                     2497.5         360                             359
16676021           530000                     3036.46        360                             360
16685013           1087500                    6003.91        360                             360
16676022           630000                     3084.38        360                             360
16685014           1000000                    5104.17        360                             360
16676023           430000                     2508.33        360                             360
16676104           479996.64                  2649.99        360                             359
16685015           650000                     3994.79        360                             360
16676105           674424                     4074.65        360                             359
16676024           422010                     2417.77        360                             359
16685016           492000                     2767.5         360                             360
16676025           512000                     2933.33        360                             360
16676106           576000                     3360           360                             359
16685017           568000                     3543.58        360                             360
16676026           536450                     2905.77        360                             359
16676107           437600                     2643.83        360                             360
16685018           588750                     2882.42        360                             360
16676027           542000                     2935.83        360                             359
16676108           515868                     3062.97        360                             359
16685019           668000                     4105.42        360                             360
16676028           474250                     2519.45        360                             360
16676109           619325.85                  3867.37        360                             359
16675930           626804                     4439.86        360                             360
16676029           622000                     3304.38        360                             360
16675931           542000                     3443.96        360                             360
16675932           628550                     3208.22        360                             357
16675933           623043                     4088.72        360                             355
16675934           542000                     3105.21        360                             356
16675935           520000                     2708.33        360                             360
16675936           617262                     3536.4         360                             360
16675937           650000                     4062.5         360                             360
16675938           1500000                    8125           360                             360
16675939           1725000                    11500          360                             360
16676110           421650                     1976.48        360                             360
16685021           456000                     2612.5         360                             360
16676111           512000                     3093.33        360                             359
16676030           511008                     2767.96        360                             360
16676031           448000                     2800           360                             360
16685022           487425                     2741.77        360                             360
16676112           602056                     3323.85        360                             360
16685023           496000                     2480           360                             360
16676032           508000                     2910.42        360                             360
16676113           1303680                    8148           360                             360
16685024           1658000                    9153.54        360                             360
16676114           824924.78                  4812.06        480                             477
16676033           551000                     3156.77        360                             360
16685025           508000                     3069.17        360                             360
16676034           910000                     4834.38        360                             360
16685026           584900                     3411.92        360                             360
16676035           1150000                    6588.54        360                             359
16595440           421213.03                  3203.51        360                             359
16595361           598991                     4118.06        360                             359
16595375           945000                     5414.06        360                             359
16595281           506400                     3006.75        360                             359
16387243           1490300                    10401.05       360                             359
16387134           103879.89                  818.17         360                             358
16595194           71156.86                   547.47         360                             359
16595097           671900                     4129.39        360                             359
16595104           444238                     3054.14        360                             359
16595031           500000                     3061.07        360                             359
16595022           720000                     4875           360                             359
16595015           1068750                    7458.98        360                             359
16042519           240000                     1525           360                             351
16008885           112895.37                  833.56         360                             351
16009054           394283.61                  2300.67        360                             351
16019486           179786.52                  1030.1         360                             350
16019505           293300                     1772.02        360                             351
16008124           467759.96                  2394.6         360                             350
16007381           159865.43                  993.95         360                             349
16008154           252320                     1545.46        360                             350

CURRENT_NET_COUPON               LPMI     MSERV       SERV_FEE         CURRENT_GROSS_COUPON
6.375                            0        0           0.375            6.75
5.875                            0        0           0.375            6.25
6.5                              0        0           0.375            6.875
6.75                             0        0           0.375            7.125
7                                0        0           0.375            7.375
7.625                            0        0           0.375            8
7.625                            0        0           0.375            8
7.625                            0        0           0.375            8
8.125                            0        0           0.375            8.5
6.485                            0.39     0           0.25             7.125
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
7.25                             0        0           0.25             7.5
7                                0        0           0.25             7.25
7.125                            0        0           0.25             7.375
6.5                              0        0           0.25             6.75
8                                0        0           0.25             8.25
6.5                              0        0           0.25             6.75
7.375                            0        0           0.25             7.625
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
6.125                            0        0           0.25             6.375
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
5.25                             0        0           0.25             5.5
7.25                             0        0           0.25             7.5
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
5.75                             0        0           0.25             6
5.625                            0        0           0.25             5.875
5.375                            0        0           0.25             5.625
5.875                            0        0           0.25             6.125
6                                0        0           0.25             6.25
6                                0        0           0.25             6.25
5.625                            0        0           0.25             5.875
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
5.75                             0        0           0.25             6
6.375                            0        0           0.25             6.625
5.625                            0        0           0.25             5.875
7.75                             0        0           0.25             8
6.5                              0        0           0.25             6.75
6.125                            0        0           0.25             6.375
5.875                            0        0           0.25             6.125
4.875                            0        0           0.25             5.125
5.5                              0        0           0.25             5.75
5.625                            0        0           0.25             5.875
6.375                            0        0           0.25             6.625
5.875                            0        0           0.25             6.125
5.625                            0        0           0.25             5.875
4                                0        0           0.25             4.25
5.625                            0        0           0.25             5.875
4.375                            0        0           0.25             4.625
4                                0        0           0.25             4.25
4.625                            0        0           0.25             4.875
4.5                              0        0           0.25             4.75
4.375                            0        0           0.25             4.625
4.5                              0        0           0.25             4.75
6.11                             0.39     0           0.25             6.75
6.25                             0        0           0.25             6.5
6.62                             0.38     0           0.25             7.25
7                                0        0           0.25             7.25
5.625                            0        0           0.25             5.875
6.125                            0        0           0.25             6.375
5.875                            0        0           0.25             6.125
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
7.125                            0        0           0.375            7.5
7.625                            0        0           0.375            8
7                                0        0           0.375            7.375
8.125                            0        0           0.375            8.5
8.25                             0        0           0.375            8.625
8.125                            0        0           0.375            8.5
7.75                             0        0           0.375            8.125
7.5                              0        0           0.375            7.875
7.5                              0        0           0.375            7.875
7.125                            0        0           0.375            7.5
7.5                              0        0           0.375            7.875
7.375                            0        0           0.375            7.75
7.125                            0        0           0.375            7.5
8.25                             0        0           0.375            8.625
8.25                             0        0           0.375            8.625
7.375                            0        0           0.375            7.75
6.5                              0        0           0.375            6.875
7.125                            0        0           0.375            7.5
7.375                            0        0           0.375            7.75
6.624                            0        0           0.375            6.999
7.5                              0        0           0.375            7.875
7.375                            0        0           0.375            7.75
8.25                             0        0           0.375            8.625
8.25                             0        0           0.375            8.625
7.625                            0        0           0.375            8
6.125                            0        0           0.375            6.5
7.125                            0        0           0.375            7.5
7.625                            0        0           0.375            8
7                                0        0           0.375            7.375
8                                0        0           0.375            8.375
7.625                            0        0           0.375            8
8                                0        0           0.375            8.375
7.125                            0        0           0.375            7.5
8.125                            0        0           0.375            8.5
7.875                            0        0           0.375            8.25
7.75                             0        0           0.375            8.125
8.25                             0        0           0.375            8.625
7.875                            0        0           0.375            8.25
6.375                            0        0           0.375            6.75
7.5                              0        0           0.375            7.875
6.875                            0        0           0.375            7.25
8.5                              0        0           0.375            8.875
8.375                            0        0           0.375            8.75
8                                0        0           0.375            8.375
6.875                            0        0           0.375            7.25
7.875                            0        0           0.375            8.25
6.625                            0        0           0.375            7
8                                0        0           0.375            8.375
7.125                            0        0           0.375            7.5
7.5                              0        0           0.375            7.875
7                                0        0           0.375            7.375
7.25                             0        0           0.375            7.625
8.375                            0        0           0.375            8.75
8.5                              0        0           0.375            8.875
8.5                              0        0           0.375            8.875
6.75                             0        0           0.375            7.125
8.5                              0        0           0.375            8.875
6.25                             0        0           0.375            6.625
6.875                            0        0           0.375            7.25
6.625                            0        0           0.375            7
7.25                             0        0           0.375            7.625
8.125                            0        0           0.375            8.5
7.75                             0        0           0.375            8.125
6.26                             0.74     0           0.25             7.25
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
6.135                            0.49     0           0.25             6.875
5.875                            0        0           0.25             6.125
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
5.75                             0        0           0.25             6
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6                                0        0           0.25             6.25
6.25                             0        0           0.25             6.5
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.5                              0        0           0.375            6.875
8.25                             0        0           0.375            8.625
8.25                             0        0           0.375            8.625
8.375                            0        0           0.375            8.75
8.625                            0        0           0.375            9
8.125                            0        0           0.375            8.5
7.125                            0        0           0.375            7.5
6.375                            0        0           0.375            6.75
8.125                            0        0           0.375            8.5
7                                0        0           0.25             7.25
7                                0        0           0.25             7.25
6.375                            0        0           0.25             6.625
6.75                             0        0           0.25             7
5.25                             0        0           0.25             5.5
7.875                            0        0           0.25             8.125
6.5                              0        0           0.25             6.75
7.75                             0        0           0.25             8
7.125                            0        0           0.25             7.375
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.375                            0        0           0.25             6.625
6.875                            0        0           0.25             7.125
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
6.125                            0        0           0.25             6.375
8.125                            0        0           0.375            8.5
8.375                            0        0           0.375            8.75
7.75                             0        0           0.375            8.125
7.5                              0        0           0.375            7.875
7.375                            0        0           0.375            7.75
7.625                            0        0           0.375            8
8.125                            0        0           0.375            8.5
7.875                            0        0           0.375            8.25
7.375                            0        0           0.375            7.75
6.5                              0        0           0.375            6.875
6.25                             0        0           0.375            6.625
8.375                            0        0           0.375            8.75
8.375                            0        0           0.375            8.75
5.875                            0        0           0.375            6.25
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
6.125                            0        0           0.25             6.375
6                                0        0           0.25             6.25
5.625                            0        0           0.25             5.875
6.625                            0        0           0.25             6.875
3.625                            0        0           0.25             3.875
6.125                            0        0           0.25             6.375
6                                0        0           0.25             6.25
5.625                            0        0           0.25             5.875
7.625                            0        0           0.25             7.875
6.625                            0        0           0.25             6.875
8                                0        0           0.25             8.25
6.875                            0        0           0.25             7.125
6                                0        0           0.25             6.25
6                                0        0           0.25             6.25
6                                0        0           0.25             6.25
8.375                            0        0           0.375            8.75
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
5.75                             0        0           0.25             6
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
7.875                            0        0           0.375            8.25
8.375                            0        0           0.375            8.75
7.25                             0        0           0.375            7.625
7.375                            0        0           0.375            7.75
8.625                            0        0           0.375            9
7.875                            0        0           0.375            8.25
8                                0        0           0.375            8.375
7                                0        0           0.375            7.375
7.125                            0        0           0.375            7.5
8.5                              0        0           0.375            8.875
8                                0        0           0.375            8.375
8.625                            0        0           0.375            9
8.625                            0        0           0.375            9
8.5                              0        0           0.375            8.875
7.875                            0        0           0.375            8.25
6.625                            0        0           0.375            7
7                                0        0           0.375            7.375
7.125                            0        0           0.375            7.5
7.25                             0        0           0.375            7.625
7.125                            0        0           0.375            7.5
7.375                            0        0           0.375            7.75
7.875                            0        0           0.375            8.25
6.375                            0        0           0.375            6.75
6.875                            0        0           0.375            7.25
8.625                            0        0           0.375            9
8.375                            0        0           0.375            8.75
8.5                              0        0           0.375            8.875
8.625                            0        0           0.375            9
7.75                             0        0           0.375            8.125
6.125                            0        0           0.375            6.5
8.5                              0        0           0.375            8.875
8.625                            0        0           0.375            9
8                                0        0           0.375            8.375
6.75                             0.58     0           0.42             7.75
5.85                             0.48     0           0.42             6.75
8.205                            0        0           0.42             8.625
8.33                             0        0           0.42             8.75
7.33                             0        0           0.42             7.75
7.08                             0        0           0.42             7.5
6.6                              0.48     0           0.42             7.5
6.475                            0.48     0           0.42             7.375
6.58                             0        0           0.42             7
6.205                            0        0           0.42             6.625
6.205                            0        0           0.42             6.625
6.455                            0        0           0.42             6.875
5.705                            0        0           0.42             6.125
6.33                             0        0           0.42             6.75
7.08                             0        0           0.42             7.5
6.08                             0        0           0.42             6.5
5.83                             0        0           0.42             6.25
6.73                             0.35     0           0.42             7.5
6.08                             0        0           0.42             6.5
6.33                             0        0           0.42             6.75
7.955                            0        0           0.42             8.375
6.58                             0        0           0.42             7
6.205                            0        0           0.42             6.625
6.705                            0        0           0.42             7.125
6.955                            0        0           0.42             7.375
6.33                             0        0           0.42             6.75
5.955                            0        0           0.42             6.375
8.205                            0        0           0.42             8.625
7.58                             0        0           0.42             8
6.83                             0        0           0.42             7.25
6.455                            0        0           0.42             6.875
6.33                             0        0           0.42             6.75
6.455                            0        0           0.42             6.875
6.955                            0        0           0.42             7.375
6.58                             0        0           0.42             7
8.08                             0        0           0.42             8.5
5.705                            0        0           0.42             6.125
6.955                            0        0           0.42             7.375
6.08                             0        0           0.42             6.5
6.08                             0        0           0.42             6.5
6.08                             0        0           0.42             6.5
5.455                            0        0           0.42             5.875
7.08                             0        0           0.42             7.5
7.875                            0        0           0.375            8.25
7.625                            0        0           0.375            8
8.125                            0        0           0.375            8.5
6.875                            0        0           0.375            7.25
7.875                            0        0           0.375            8.25
7.5                              0        0           0.375            7.875
6.375                            0        0           0.375            6.75
5.625                            0        0           0.375            6
7.125                            0        0           0.375            7.5
6.25                             0        0           0.375            6.625
6.875                            0        0           0.375            7.25
8                                0        0           0.375            8.375
7.375                            0        0           0.375            7.75
6.75                             0        0           0.375            7.125
8.125                            0        0           0.375            8.5
7.625                            0        0           0.375            8
7.125                            0        0           0.375            7.5
6.5                              0        0           0.375            6.875
7.125                            0        0           0.375            7.5
6.5                              0        0           0.375            6.875
7.5                              0        0           0.375            7.875
6.75                             0        0           0.375            7.125
7.125                            0        0           0.375            7.5
7                                0        0           0.375            7.375
7                                0        0           0.375            7.375
5.875                            0        0           0.375            6.25
7.75                             0        0           0.375            8.125
7.875                            0        0           0.375            8.25
6.875                            0        0           0.375            7.25
8                                0        0           0.375            8.375
8                                0        0           0.375            8.375
8                                0        0           0.375            8.375
7.375                            0        0           0.375            7.75
8                                0        0           0.375            8.375
7.125                            0        0           0.375            7.5
7.25                             0        0           0.375            7.625
6.125                            0        0           0.375            6.5
6.625                            0        0           0.375            7
8                                0        0           0.375            8.375
8                                0        0           0.375            8.375
6.5                              0        0           0.375            6.875
6.375                            0        0           0.375            6.75
8                                0        0           0.375            8.375
7.5                              0        0           0.375            7.875
7.375                            0        0           0.375            7.75
8                                0        0           0.375            8.375
6.5                              0        0           0.375            6.875
7.375                            0        0           0.375            7.75
7.5                              0        0           0.375            7.875
7.25                             0        0           0.375            7.625
8                                0        0           0.375            8.375
8                                0        0           0.375            8.375
7.75                             0        0           0.375            8.125
7.25                             0        0           0.375            7.625
8                                0        0           0.375            8.375
6.875                            0        0           0.375            7.25
8                                0        0           0.375            8.375
7.375                            0        0           0.375            7.75
7.375                            0        0           0.375            7.75
8                                0        0           0.375            8.375
6.375                            0        0           0.375            6.75
7.375                            0        0           0.375            7.75
7.375                            0        0           0.375            7.75
9.325                            0        0           0.375            9.7
7.375                            0        0           0.375            7.75
6.125                            0        0           0.375            6.5
7.75                             0        0           0.375            8.125
7.5                              0        0           0.375            7.875
5.625                            0        0           0.375            6
7.75                             0        0           0.375            8.125
8                                0        0           0.375            8.375
6.625                            0        0           0.375            7
8                                0        0           0.375            8.375
5.625                            0        0           0.375            6
8.125                            0        0           0.375            8.5
5.625                            0        0           0.375            6
7.625                            0        0           0.375            8
6.5                              0        0           0.375            6.875
8.375                            0        0           0.375            8.75
7.5                              0        0           0.375            7.875
8.625                            0        0           0.375            9
8.375                            0        0           0.375            8.75
7.375                            0        0           0.375            7.75
5.625                            0        0           0.375            6
7.375                            0        0           0.375            7.75
7.125                            0        0           0.375            7.5
8                                0        0           0.375            8.375
8                                0        0           0.375            8.375
8.125                            0        0           0.375            8.5
6.875                            0        0           0.375            7.25
8.5                              0        0           0.375            8.875
7.75                             0        0           0.375            8.125
7.75                             0        0           0.375            8.125
6.75                             0        0           0.375            7.125
8.125                            0        0           0.375            8.5
7.625                            0        0           0.375            8
7.625                            0        0           0.375            8
7.875                            0        0           0.375            8.25
6.625                            0        0           0.375            7
8                                0        0           0.375            8.375
8.25                             0        0           0.375            8.625
8.25                             0        0           0.375            8.625
8.125                            0        0           0.375            8.5
8.125                            0        0           0.375            8.5
7.75                             0        0           0.375            8.125
7.375                            0        0           0.375            7.75
7.625                            0        0           0.375            8
8.5                              0        0           0.375            8.875
7.875                            0        0           0.375            8.25
5.875                            0        0           0.375            6.25
10                               0        0           0.375            10.375
7                                0        0           0.375            7.375
8.25                             0        0           0.375            8.625
8.25                             0        0           0.375            8.625
8.5                              0        0           0.375            8.875
7.75                             0        0           0.375            8.125
6.75                             0        0           0.375            7.125
8.25                             0        0           0.375            8.625
7.625                            0        0           0.375            8
6.5                              0        0           0.375            6.875
7.375                            0        0           0.375            7.75
7.5                              0        0           0.375            7.875
7.5                              0        0           0.375            7.875
7.75                             0        0           0.375            8.125
8.25                             0        0           0.375            8.625
7                                0        0           0.375            7.375
8                                0        0           0.375            8.375
6.75                             0        0           0.375            7.125
6.25                             0        0           0.375            6.625
8.25                             0        0           0.375            8.625
7.25                             0        0           0.375            7.625
7.375                            0        0           0.375            7.75
7.625                            0        0           0.375            8
8.255                            0        0           0.375            8.63
8                                0        0           0.375            8.375
8                                0        0           0.375            8.375
6.25                             0        0           0.375            6.625
7.75                             0        0           0.375            8.125
7.875                            0        0           0.375            8.25
8.25                             0        0           0.375            8.625
7.25                             0        0           0.375            7.625
8.625                            0        0           0.375            9
7.75                             0        0           0.375            8.125
7.624                            0        0           0.375            7.999
7.5                              0        0           0.375            7.875
7.625                            0        0           0.375            8
8.375                            0        0           0.375            8.75
8                                0        0           0.375            8.375
8.125                            0        0           0.375            8.5
7.75                             0        0           0.375            8.125
7.25                             0        0           0.375            7.625
8                                0        0           0.375            8.375
7.5                              0        0           0.375            7.875
8                                0        0           0.375            8.375
8                                0        0           0.375            8.375
7.375                            0        0           0.375            7.75
8.375                            0        0           0.375            8.75
8.25                             0        0           0.375            8.625
7.75                             0        0           0.375            8.125
8.25                             0        0           0.375            8.625
7.625                            0        0           0.375            8
6.875                            0        0           0.375            7.25
5.625                            0        0           0.375            6
5.875                            0        0           0.375            6.25
8.25                             0        0           0.375            8.625
5.625                            0        0           0.375            6
6.75                             0        0           0.375            7.125
7.875                            0        0           0.375            8.25
7.75                             0        0           0.375            8.125
6.875                            0        0           0.375            7.25
8.25                             0        0           0.375            8.625
8.25                             0        0           0.375            8.625
7.25                             0        0           0.375            7.625
7.875                            0        0           0.375            8.25
7.375                            0        0           0.375            7.75
7.625                            0        0           0.375            8
7.625                            0        0           0.375            8
6.75                             0        0           0.375            7.125
6.125                            0        0           0.25             6.375
6.25                             0        0           0.25             6.5
6.25                             0        0           0.25             6.5
6.5                              0        0           0.25             6.75
5.875                            0        0           0.25             6.125
6.375                            0        0           0.25             6.625
6.5                              0        0           0.25             6.75
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.125                            0        0           0.25             6.375
6                                0        0           0.25             6.25
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
8.125                            0        0           0.375            8.5
6.625                            0        0           0.25             6.875
6.125                            0        0           0.25             6.375
6.375                            0        0           0.25             6.625
5.375                            0        0           0.25             5.625
6                                0        0           0.25             6.25
6.25                             0        0           0.25             6.5
7.125                            0        0           0.25             7.375
6.25                             0        0           0.25             6.5
7.625                            0        0           0.25             7.875
7                                0        0           0.25             7.25
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
6                                0        0           0.25             6.25
6.25                             0        0           0.25             6.5
6.25                             0        0           0.25             6.5
6.125                            0        0           0.25             6.375
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.995                            0.63     0           0.25             7.875
6.5                              0        0           0.25             6.75
6.125                            0        0           0.25             6.375
7.5                              0        0           0.25             7.75
6.375                            0        0           0.25             6.625
5.875                            0        0           0.25             6.125
6.5                              0        0           0.25             6.75
5.75                             0        0           0.25             6
6.5                              0        0           0.25             6.75
5.75                             0        0           0.25             6
5.875                            0        0           0.25             6.125
6.375                            0        0           0.25             6.625
6.5                              0        0           0.25             6.75
6.875                            0        0           0.375            7.25
8.125                            0        0           0.375            8.5
5.125                            0        0           0.375            5.5
7.75                             0        0           0.375            8.125
7.5                              0        0           0.375            7.875
7                                0        0           0.375            7.375
6.875                            0        0           0.375            7.25
8.25                             0        0           0.375            8.625
8.125                            0        0           0.375            8.5
6.875                            0        0           0.375            7.25
6.25                             0        0           0.375            6.625
7.5                              0        0           0.375            7.875
6.75                             0        0           0.375            7.125
8.125                            0        0           0.375            8.5
7.5                              0        0           0.375            7.875
6.25                             0        0           0.375            6.625
6.75                             0        0           0.375            7.125
6.625                            0        0           0.375            7
7.75                             0        0           0.375            8.125
8.5                              0        0           0.375            8.875
8.375                            0        0           0.375            8.75
7.375                            0        0           0.375            7.75
6                                0        0           0.375            6.375
8.125                            0        0           0.375            8.5
7.5                              0        0           0.375            7.875
8.375                            0        0           0.375            8.75
8.5                              0        0           0.375            8.875
7.5                              0        0           0.375            7.875
6                                0        0           0.375            6.375
8.125                            0        0           0.375            8.5
7.625                            0        0           0.375            8
8                                0        0           0.375            8.375
7.75                             0        0           0.375            8.125
7.75                             0        0           0.375            8.125
7.75                             0        0           0.375            8.125
8.125                            0        0           0.375            8.5
6.875                            0        0           0.375            7.25
8                                0        0           0.375            8.375
7.625                            0        0           0.375            8
7.975                            0        0           0.375            8.35
8                                0        0           0.375            8.375
7.25                             0        0           0.375            7.625
8                                0        0           0.375            8.375
7                                0        0           0.375            7.375
8                                0        0           0.375            8.375
7.875                            0        0           0.375            8.25
8                                0        0           0.375            8.375
6.125                            0        0           0.375            6.5
8                                0        0           0.375            8.375
7.75                             0        0           0.375            8.125
8                                0        0           0.375            8.375
6.75                             0        0           0.375            7.125
7.75                             0        0           0.375            8.125
7                                0        0           0.375            7.375
6.875                            0        0           0.375            7.25
8                                0        0           0.375            8.375
7                                0        0           0.375            7.375
7.625                            0        0           0.375            8
8.125                            0        0           0.375            8.5
6.75                             0        0           0.375            7.125
8.125                            0        0           0.375            8.5
6.875                            0        0           0.375            7.25
6.375                            0        0           0.375            6.75
7.25                             0        0           0.375            7.625
8.125                            0        0           0.375            8.5
8.125                            0        0           0.375            8.5
7.125                            0        0           0.375            7.5
6.75                             0        0           0.375            7.125
6                                0        0           0.375            6.375
7.25                             0        0           0.375            7.625
8.125                            0        0           0.375            8.5
6.25                             0        0           0.375            6.625
6.875                            0        0           0.375            7.25
7.375                            0        0           0.375            7.75
7.25                             0        0           0.375            7.625
8.125                            0        0           0.375            8.5
7.75                             0        0           0.375            8.125
8.5                              0        0           0.375            8.875
7.5                              0        0           0.375            7.875
6.125                            0        0           0.375            6.5
6.125                            0        0           0.375            6.5
6.875                            0        0           0.25             7.125
7.125                            0        0           0.25             7.375
7                                0        0           0.25             7.25
6.5                              0        0           0.375            6.875
6.25                             0        0           0.375            6.625
5.875                            0        0           0.375            6.25
6.625                            0        0           0.375            7
7.25                             0        0           0.25             7.5
6.75                             0        0           0.375            7.125
5.75                             0        0           0.375            6.125
5.75                             0        0           0.375            6.125
7                                0        0           0.25             7.25
6.5                              0        0           0.375            6.875
5.625                            0        0           0.375            6
7                                0        0           0.375            7.375
6.875                            0        0           0.25             7.125
7.25                             0        0           0.25             7.5
7.125                            0        0           0.25             7.375
6.875                            0        0           0.25             7.125
6.875                            0        0           0.25             7.125
7.125                            0        0           0.375            7.5
7.375                            0        0           0.25             7.625
6.875                            0        0           0.25             7.125
5.625                            0        0           0.375            6
6.875                            0        0           0.25             7.125
7.25                             0        0           0.25             7.5
7.375                            0        0           0.25             7.625
7.5                              0        0           0.25             7.75
7.5                              0        0           0.25             7.75
6.125                            0        0           0.375            6.5
5.75                             0        0           0.375            6.125
6.875                            0        0           0.25             7.125
7                                0        0           0.25             7.25
5.75                             0        0           0.375            6.125
7.375                            0        0           0.25             7.625
6.875                            0        0           0.25             7.125
6.875                            0        0           0.25             7.125
6.875                            0        0           0.25             7.125
7.375                            0        0           0.25             7.625
6.875                            0        0           0.25             7.125
6.875                            0        0           0.25             7.125
7                                0        0           0.25             7.25
6.875                            0        0           0.25             7.125
6.125                            0        0           0.375            6.5
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.25                             0        0           0.25             6.5
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
6.875                            0        0           0.375            7.25
7.875                            0        0           0.25             8.125
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
7.875                            0        0           0.25             8.125
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.875                            0        0           0.25             7.125
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.25                             0        0           0.25             6.5
8.25                             0        0           0.25             8.5
6.5                              0        0           0.25             6.75
6.25                             0        0           0.25             6.5
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
5.5                              0        0           0.25             5.75
6.375                            0        0           0.25             6.625
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
6.75                             0        0           0.25             7
6.25                             0        0           0.25             6.5
7.25                             0        0           0.25             7.5
6.75                             0        0           0.25             7
7.125                            0        0           0.25             7.375
6                                0        0           0.25             6.25
6.75                             0        0           0.25             7
6                                0        0           0.25             6.25
6.75                             0        0           0.25             7
6.25                             0        0           0.25             6.5
7.5                              0        0           0.25             7.75
5.75                             0        0           0.25             6
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
6.5                              0        0           0.25             6.75
5.25                             0        0           0.25             5.5
6.875                            0        0           0.25             7.125
6.375                            0        0           0.25             6.625
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
7.25                             0        0           0.25             7.5
7.125                            0        0           0.25             7.375
7.125                            0        0           0.25             7.375
7.25                             0        0           0.25             7.5
7                                0        0           0.25             7.25
7.625                            0        0           0.25             7.875
7.75                             0        0           0.25             8
7.5                              0        0           0.25             7.75
7.625                            0        0           0.25             7.875
6.875                            0        0           0.25             7.125
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
6.625                            0        0           0.25             6.875
7.125                            0        0           0.25             7.375
6.875                            0        0           0.25             7.125
7.125                            0        0           0.25             7.375
7.5                              0        0           0.25             7.75
7.375                            0        0           0.25             7.625
7                                0        0           0.25             7.25
7.25                             0        0           0.25             7.5
7.375                            0        0           0.25             7.625
6.875                            0        0           0.25             7.125
7                                0        0           0.25             7.25
7                                0        0           0.25             7.25
7.125                            0        0           0.25             7.375
7.25                             0        0           0.25             7.5
6.75                             0        0           0.25             7
6.5                              0        0           0.25             6.75
7.125                            0        0           0.25             7.375
7.125                            0        0           0.25             7.375
7.25                             0        0           0.25             7.5
7.125                            0        0           0.25             7.375
6.875                            0        0           0.25             7.125
6.75                             0        0           0.25             7
7.5                              0        0           0.25             7.75
7.375                            0        0           0.25             7.625
7.5                              0        0           0.25             7.75
6.75                             0        0           0.25             7
7.375                            0        0           0.25             7.625
6.125                            0        0           0.25             6.375
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
7.625                            0        0           0.25             7.875
6.625                            0        0           0.25             6.875
7.5                              0        0           0.25             7.75
7.125                            0        0           0.25             7.375
7.5                              0        0           0.25             7.75
7.5                              0        0           0.25             7.75
7.5                              0        0           0.25             7.75
8.25                             0        0           0.25             8.5
6.875                            0        0           0.25             7.125
7.25                             0        0           0.25             7.5
7                                0        0           0.25             7.25
6.75                             0        0           0.25             7
6.75                             0        0           0.25             7
7.125                            0        0           0.25             7.375
7.875                            0        0           0.25             8.125
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
6.875                            0        0           0.25             7.125
5.875                            0        0           0.25             6.125
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.125                            0        0           0.25             6.375
6.5                              0        0           0.25             6.75
6.125                            0        0           0.25             6.375
6                                0        0           0.25             6.25
7.25                             0        0           0.25             7.5
6.25                             0        0           0.25             6.5
6.5                              0        0           0.25             6.75
7.625                            0        0           0.25             7.875
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
7                                0        0           0.375            7.375
6.625                            0        0           0.375            7
8.125                            0        0           0.375            8.5
7.75                             0        0           0.375            8.125
7.875                            0        0           0.375            8.25
8.125                            0        0           0.375            8.5
8.125                            0        0           0.375            8.5
7.625                            0        0           0.375            8
7.5                              0        0           0.375            7.875
8                                0        0           0.375            8.375
7.625                            0        0           0.375            8
7.625                            0        0           0.375            8
7.375                            0        0           0.375            7.75
7.75                             0        0           0.375            8.125
8.125                            0        0           0.375            8.5
7                                0        0           0.375            7.375
7.25                             0        0           0.375            7.625
7.5                              0        0           0.375            7.875
7.125                            0        0           0.375            7.5
7.25                             0        0           0.375            7.625
6.5                              0        0           0.375            6.875
8.25                             0        0           0.375            8.625
5.375                            0        0           0.375            5.75
6.5                              0        0           0.375            6.875
8.5                              0        0           0.375            8.875
7.75                             0        0           0.375            8.125
7.5                              0        0           0.375            7.875
8.125                            0        0           0.375            8.5
7.5                              0        0           0.375            7.875
6.5                              0        0           0.375            6.875
6.5                              0        0           0.375            6.875
8.875                            0        0           0.375            9.25
7                                0        0           0.375            7.375
7.375                            0        0           0.375            7.75
8.125                            0        0           0.375            8.5
7.75                             0        0           0.375            8.125
7.5                              0        0           0.375            7.875
7.75                             0        0           0.375            8.125
8.75                             0        0           0.375            9.125
8.75                             0        0           0.375            9.125
8.75                             0        0           0.375            9.125
7.5                              0        0           0.375            7.875
7.125                            0        0           0.375            7.5
6                                0        0           0.375            6.375
7                                0        0           0.375            7.375
8                                0        0           0.375            8.375
7.25                             0        0           0.375            7.625
7.25                             0        0           0.375            7.625
8                                0        0           0.375            8.375
7.125                            0        0           0.375            7.5
7.75                             0        0           0.375            8.125
7.75                             0        0           0.375            8.125
8.125                            0        0           0.375            8.5
6.875                            0        0           0.375            7.25
5.875                            0        0           0.375            6.25
8.125                            0        0           0.375            8.5
7                                0        0           0.375            7.375
8                                0        0           0.375            8.375
7.25                             0        0           0.375            7.625
7.875                            0        0           0.375            8.25
8.125                            0        0           0.375            8.5
6.5                              0        0           0.375            6.875
8.125                            0        0           0.375            8.5
8.375                            0        0           0.375            8.75
8                                0        0           0.375            8.375
8.125                            0        0           0.375            8.5
8.375                            0        0           0.375            8.75
6.625                            0        0           0.375            7
7.375                            0        0           0.375            7.75
8.125                            0        0           0.375            8.5
8.375                            0        0           0.375            8.75
8.375                            0        0           0.375            8.75
8                                0        0           0.375            8.375
8                                0        0           0.375            8.375
8.375                            0        0           0.375            8.75
8.125                            0        0           0.375            8.5
7.125                            0        0           0.375            7.5
5.955                            0        0           0.42             6.375
5.955                            0        0           0.42             6.375
7.205                            0        0           0.42             7.625
7.955                            0        0           0.42             8.375
6.205                            0        0           0.42             6.625
5.955                            0        0           0.42             6.375
5.83                             0        0           0.42             6.25
5.955                            0        0           0.42             6.375
6.85                             0.48     0           0.42             7.75
6.455                            0        0           0.42             6.875
5.58                             0        0           0.42             6
6.08                             0        0           0.42             6.5
6.455                            0        0           0.42             6.875
6.08                             0        0           0.42             6.5
5.975                            0.48     0           0.42             6.875
6.08                             0        0           0.42             6.5
4.975                            0.48     0           0.42             5.875
6.83                             0        0           0.42             7.25
5.975                            0.48     0           0.42             6.875
7.955                            0        0           0.42             8.375
6.705                            0        0           0.42             7.125
7.955                            0        0           0.42             8.375
5.955                            0        0           0.42             6.375
6.955                            0        0           0.42             7.375
6.6                              0.48     0           0.42             7.5
5.83                             0        0           0.42             6.25
6.33                             0        0           0.42             6.75
6.455                            0        0           0.42             6.875
7.33                             0        0           0.42             7.75
6.455                            0        0           0.42             6.875
6.47                             0.61     0           0.42             7.5
6.83                             0        0           0.42             7.25
6.33                             0        0           0.42             6.75
6.845                            0.61     0           0.42             7.875
5.205                            0        0           0.42             5.625
5.08                             0        0           0.42             5.5
5.58                             0        0           0.42             6
5.83                             0        0           0.42             6.25
6.33                             0        0           0.42             6.75
6.455                            0        0           0.42             6.875
6.455                            0        0           0.42             6.875
7.58                             0        0           0.42             8
6.08                             0        0           0.42             6.5
6.705                            0        0           0.42             7.125
4.705                            0        0           0.42             5.125
6.33                             0        0           0.42             6.75
5.83                             0        0           0.42             6.25
5.955                            0        0           0.42             6.375
6.455                            0        0           0.42             6.875
6.1                              0.48     0           0.42             7
6.72                             0.61     0           0.42             7.75
6.47                             0.61     0           0.42             7.5
6.58                             0        0           0.42             7
6.955                            0        0           0.42             7.375
6.285                            0.17     0           0.42             6.875
6.58                             0        0           0.42             7
5.83                             0        0           0.42             6.25
6.85                             0.48     0           0.42             7.75
6.705                            0        0           0.42             7.125
6.22                             0.61     0           0.42             7.25
6.08                             0        0           0.42             6.5
8.08                             0        0           0.42             8.5
5.83                             0        0           0.42             6.25
5.83                             0        0           0.42             6.25
6.85                             0.48     0           0.42             7.75
6.1                              0.48     0           0.42             7
6.08                             0        0           0.42             6.5
6.705                            0        0           0.42             7.125
7.08                             0        0           0.42             7.5
5.705                            0        0           0.42             6.125
8.205                            0        0           0.42             8.625
5.83                             0        0           0.42             6.25
5.455                            0        0           0.42             5.875
5.955                            0        0           0.42             6.375
6.08                             0        0           0.42             6.5
6.205                            0        0           0.42             6.625
6.35                             0.48     0           0.42             7.25
6.595                            0.61     0           0.42             7.625
6.08                             0        0           0.42             6.5
6.205                            0        0           0.42             6.625
6.33                             0        0           0.42             6.75
6.205                            0        0           0.42             6.625
5.705                            0        0           0.42             6.125
6.33                             0        0           0.42             6.75
7.455                            0        0           0.42             7.875
5.955                            0        0           0.42             6.375
6.205                            0        0           0.42             6.625
6.33                             0        0           0.42             6.75
7.08                             0        0           0.42             7.5
6.205                            0        0           0.42             6.625
6.705                            0        0           0.42             7.125
6.455                            0        0           0.42             6.875
8.58                             0        0           0.42             9
6.975                            0.48     0           0.42             7.875
6.725                            0.48     0           0.42             7.625
6.33                             0        0           0.42             6.75
8.205                            0        0           0.42             8.625
8.455                            0        0           0.42             8.875
6.83                             0        0           0.42             7.25
6.845                            0.61     0           0.42             7.875
6.58                             0        0           0.42             7
8.205                            0        0           0.42             8.625
7.205                            0        0           0.42             7.625
6.955                            0        0           0.42             7.375
5.85                             0.48     0           0.42             6.75
7.225                            0.48     0           0.42             8.125
5.725                            0.48     0           0.42             6.625
5.705                            0        0           0.42             6.125
8.33                             0        0           0.42             8.75
6.33                             0        0           0.42             6.75
6.455                            0        0           0.42             6.875
6.58                             0        0           0.42             7
5.955                            0        0           0.42             6.375
7.205                            0        0           0.42             7.625
5.83                             0        0           0.42             6.25
6.705                            0        0           0.42             7.125
6.58                             0        0           0.42             7
5.955                            0        0           0.42             6.375
6.205                            0        0           0.42             6.625
6.455                            0        0           0.42             6.875
6.33                             0        0           0.42             6.75
6.33                             0        0           0.42             6.75
6.33                             0        0           0.42             6.75
6.33                             0        0           0.42             6.75
6.33                             0        0           0.42             6.75
6.33                             0        0           0.42             6.75
6.33                             0        0           0.42             6.75
6.33                             0        0           0.42             6.75
6.205                            0        0           0.42             6.625
8.205                            0        0           0.42             8.625
8.08                             0        0           0.42             8.5
7.205                            0        0           0.42             7.625
7.455                            0        0           0.42             7.875
6.33                             0        0           0.42             6.75
6.97                             0.61     0           0.42             8
7.455                            0        0           0.42             7.875
5.6                              0.48     0           0.42             6.5
6.25                             0.58     0           0.42             7.25
6.205                            0        0           0.42             6.625
6.35                             0.48     0           0.42             7.25
6.205                            0        0           0.42             6.625
6.58                             0        0           0.42             7
6.625                            0.58     0           0.42             7.625
6.33                             0        0           0.42             6.75
5.705                            0        0           0.42             6.125
5.705                            0        0           0.42             6.125
6.08                             0        0           0.42             6.5
4.845                            0.61     0           0.42             5.875
6.33                             0        0           0.42             6.75
5.955                            0        0           0.42             6.375
7.08                             0        0           0.42             7.5
8.08                             0        0           0.42             8.5
5.975                            0.48     0           0.42             6.875
6.1                              0.48     0           0.42             7
8.08                             0        0           0.42             8.5
7.955                            0        0           0.42             8.375
5.975                            0.48     0           0.42             6.875
6.08                             0        0           0.42             6.5
7.955                            0        0           0.42             8.375
5.83                             0        0           0.42             6.25
6.455                            0        0           0.42             6.875
5.955                            0        0           0.42             6.375
6.33                             0        0           0.42             6.75
6.705                            0        0           0.42             7.125
6.48                             0.6      0           0.42             7.5
6.205                            0        0           0.42             6.625
7.33                             0        0           0.42             7.75
6.205                            0        0           0.42             6.625
5.955                            0        0           0.42             6.375
8.08                             0        0           0.42             8.5
7.08                             0        0           0.42             7.5
7.08                             0        0           0.42             7.5
6.33                             0        0           0.42             6.75
5.955                            0        0           0.42             6.375
6.955                            0        0           0.42             7.375
7.205                            0        0           0.42             7.625
5.58                             0        0           0.42             6
6.5                              0.58     0           0.42             7.5
6.33                             0        0           0.42             6.75
5.975                            0.48     0           0.42             6.875
6.08                             0        0           0.42             6.5
6.205                            0        0           0.42             6.625
7.58                             0        0           0.42             8
6.955                            0        0           0.42             7.375
6.6                              0.48     0           0.42             7.5
6.205                            0        0           0.42             6.625
5.83                             0        0           0.42             6.25
5.955                            0        0           0.42             6.375
5.725                            0.48     0           0.42             6.625
6.33                             0        0           0.42             6.75
5.705                            0        0           0.42             6.125
6.08                             0        0           0.42             6.5
6.205                            0        0           0.42             6.625
6.205                            0        0           0.42             6.625
7.205                            0        0           0.42             7.625
5.83                             0        0           0.42             6.25
7.455                            0        0           0.42             7.875
6.455                            0        0           0.42             6.875
6.08                             0        0           0.42             6.5
6.205                            0        0           0.42             6.625
6.475                            0.48     0           0.42             7.375
6.955                            0        0           0.42             7.375
6.695                            0.51     0           0.42             7.625
6.455                            0        0           0.42             6.875
6.205                            0        0           0.42             6.625
6.83                             0        0           0.42             7.25
5.975                            0.48     0           0.42             6.875
7.08                             0        0           0.42             7.5
5.83                             0        0           0.42             6.25
6.08                             0        0           0.42             6.5
6.345                            0.61     0           0.42             7.375
7.205                            0        0           0.42             7.625
6.57                             0.51     0           0.42             7.5
6.1                              0.48     0           0.42             7
6.955                            0        0           0.42             7.375
6.455                            0        0           0.42             6.875
8.08                             0        0           0.42             8.5
6.08                             0        0           0.42             6.5
5.35                             0.48     0           0.42             6.25
5.955                            0        0           0.42             6.375
6.205                            0        0           0.42             6.625
6.225                            0.48     0           0.42             7.125
6.205                            0        0           0.42             6.625
6.08                             0        0           0.42             6.5
6.455                            0        0           0.42             6.875
6.705                            0        0           0.42             7.125
6.33                             0        0           0.42             6.75
6.955                            0        0           0.42             7.375
6.58                             0        0           0.42             7
6.83                             0        0           0.42             7.25
6.08                             0        0           0.42             6.5
7.455                            0        0           0.42             7.875
7.33                             0        0           0.42             7.75
5.955                            0        0           0.42             6.375
5.455                            0        0           0.42             5.875
7.955                            0        0           0.42             8.375
6.705                            0        0           0.42             7.125
6.83                             0        0           0.42             7.25
6.455                            0        0           0.42             6.875
6.33                             0        0           0.42             6.75
6.455                            0        0           0.42             6.875
5.705                            0        0           0.42             6.125
5.955                            0        0           0.42             6.375
6.705                            0        0           0.42             7.125
5.98                             0.35     0           0.42             6.75
6.66                             0.42     0           0.42             7.5
6.83                             0.25     0           0.42             7.5
8.08                             0        0           0.42             8.5
6.205                            0        0           0.42             6.625
6.205                            0        0           0.42             6.625
6.58                             0        0           0.42             7
6.205                            0        0           0.42             6.625
6.705                            0        0           0.42             7.125
7.955                            0        0           0.42             8.375
6.475                            0.48     0           0.42             7.375
6.725                            0.48     0           0.42             7.625
6.08                             0        0           0.42             6.5
7.955                            0        0           0.42             8.375
6.345                            0.61     0           0.42             7.375
6.83                             0        0           0.42             7.25
5.455                            0        0           0.42             5.875
6.33                             0        0           0.42             6.75
7.08                             0        0           0.42             7.5
6.08                             0        0           0.42             6.5
6.25                             0.58     0           0.42             7.25
7.33                             0        0           0.42             7.75
6.705                            0        0           0.42             7.125
6.33                             0        0           0.42             6.75
6.205                            0        0           0.42             6.625
7.83                             0        0           0.42             8.25
6.705                            0        0           0.42             7.125
6.08                             0        0           0.42             6.5
5.83                             0        0           0.42             6.25
5.83                             0        0           0.42             6.25
6.625                            0.58     0           0.42             7.625
6.83                             0        0           0.42             7.25
6.08                             0        0           0.42             6.5
7.955                            0        0           0.42             8.375
5.83                             0        0           0.42             6.25
5.85                             0.48     0           0.42             6.75
6.625                            0.58     0           0.42             7.625
6.33                             0        0           0.42             6.75
8.08                             0        0           0.42             8.5
5.705                            0        0           0.42             6.125
6.58                             0        0           0.42             7
6.35                             0.48     0           0.42             7.25
7.705                            0        0           0.42             8.125
6.08                             0        0           0.42             6.5
6.205                            0        0           0.42             6.625
5.83                             0        0           0.42             6.25
6.08                             0        0           0.42             6.5
6.83                             0        0           0.42             7.25
5.83                             0        0           0.42             6.25
5.955                            0        0           0.42             6.375
6.33                             0        0           0.42             6.75
6.08                             0        0           0.42             6.5
5.58                             0        0           0.42             6
6.08                             0        0           0.42             6.5
5.955                            0        0           0.42             6.375
6.205                            0        0           0.42             6.625
6.33                             0        0           0.42             6.75
6.475                            0.48     0           0.42             7.375
6.83                             0        0           0.42             7.25
6.455                            0        0           0.42             6.875
6.1                              0.48     0           0.42             7
5.705                            0        0           0.42             6.125
5.84                             0.49     0           0.42             6.75
5.83                             0        0           0.42             6.25
5.83                             0        0           0.42             6.25
6.08                             0        0           0.42             6.5
6.35                             0.48     0           0.42             7.25
7.33                             0        0           0.42             7.75
6.22                             0.36     0           0.42             7
7.58                             0        0           0.42             8
5.955                            0        0           0.42             6.375
5.705                            0        0           0.42             6.125
6.58                             0        0           0.42             7
6.33                             0        0           0.42             6.75
6.83                             0        0           0.42             7.25
6.455                            0        0           0.42             6.875
7.08                             0        0           0.42             7.5
6.705                            0        0           0.42             7.125
6.33                             0        0           0.42             6.75
6.475                            0.48     0           0.42             7.375
7.33                             0        0           0.42             7.75
6.48                             0.6      0           0.42             7.5
6.705                            0        0           0.42             7.125
6.705                            0        0           0.42             7.125
7.205                            0        0           0.42             7.625
6.455                            0        0           0.42             6.875
6.58                             0        0           0.42             7
6.08                             0        0           0.42             6.5
6.955                            0        0           0.42             7.375
7.83                             0        0           0.42             8.25
7.205                            0        0           0.42             7.625
6.955                            0        0           0.42             7.375
6.345                            0.61     0           0.42             7.375
6.08                             0        0           0.42             6.5
6.1                              0.48     0           0.42             7
7.08                             0        0           0.42             7.5
6.33                             0        0           0.42             6.75
6.455                            0        0           0.42             6.875
6.35                             0.48     0           0.42             7.25
6.705                            0        0           0.42             7.125
5.955                            0        0           0.42             6.375
6.85                             0.48     0           0.42             7.75
5.705                            0        0           0.42             6.125
6.33                             0        0           0.42             6.75
5.955                            0        0           0.42             6.375
6.225                            0.48     0           0.42             7.125
5.955                            0        0           0.42             6.375
6.775                            0.68     0           0.42             7.875
6.455                            0        0           0.42             6.875
6.225                            0.48     0           0.42             7.125
5.955                            0        0           0.42             6.375
6.455                            0        0           0.42             6.875
6.33                             0        0           0.42             6.75
6.83                             0        0           0.42             7.25
6.205                            0        0           0.42             6.625
6.83                             0        0           0.42             7.25
6.455                            0        0           0.42             6.875
6.33                             0        0           0.42             6.75
6.6                              0.48     0           0.42             7.5
6.33                             0        0           0.42             6.75
6.33                             0        0           0.42             6.75
6.205                            0        0           0.42             6.625
6.83                             0        0           0.42             7.25
6.975                            0.48     0           0.42             7.875
6.455                            0        0           0.42             6.875
6.33                             0        0           0.42             6.75
6.33                             0        0           0.42             6.75
6.1                              0.48     0           0.42             7
6.58                             0        0           0.42             7
7.205                            0        0           0.42             7.625
7.455                            0        0           0.42             7.875
6.83                             0        0           0.42             7.25
5.955                            0        0           0.42             6.375
6.58                             0        0           0.42             7
6.58                             0        0           0.42             7
7.33                             0        0           0.42             7.75
5.975                            0.48     0           0.42             6.875
6.1                              0.48     0           0.42             7
7.08                             0        0           0.42             7.5
8.33                             0        0           0.42             8.75
6.33                             0        0           0.42             6.75
6.955                            0        0           0.42             7.375
7.205                            0        0           0.42             7.625
5.97                             0.61     0           0.42             7
6.1                              0.48     0           0.42             7
6.08                             0        0           0.42             6.5
7.08                             0        0           0.42             7.5
7.08                             0        0           0.42             7.5
6.72                             0.61     0           0.42             7.75
6.475                            0.48     0           0.42             7.375
6.83                             0        0           0.42             7.25
6.705                            0        0           0.42             7.125
6.205                            0        0           0.42             6.625
6.705                            0        0           0.42             7.125
6.455                            0        0           0.42             6.875
5.975                            0.48     0           0.42             6.875
8.33                             0        0           0.42             8.75
7.33                             0        0           0.42             7.75
6.345                            0.61     0           0.42             7.375
7.33                             0        0           0.42             7.75
6.455                            0        0           0.42             6.875
8.455                            0        0           0.42             8.875
6.85                             0.48     0           0.42             7.75
6.455                            0        0           0.42             6.875
6.08                             0        0           0.42             6.5
5.955                            0        0           0.42             6.375
6.35                             0.48     0           0.42             7.25
6.35                             0.48     0           0.42             7.25
6.08                             0        0           0.42             6.5
6.705                            0        0           0.42             7.125
6.08                             0        0           0.42             6.5
7.33                             0        0           0.42             7.75
6.83                             0        0           0.42             7.25
5.58                             0        0           0.42             6
7.08                             0        0           0.42             7.5
7.955                            0        0           0.42             8.375
6.33                             0        0           0.42             6.75
6.83                             0        0           0.42             7.25
5.455                            0        0           0.42             5.875
6.955                            0        0           0.42             7.375
6.205                            0        0           0.42             6.625
6.58                             0        0           0.42             7
6.455                            0        0           0.42             6.875
6.65                             0.68     0           0.42             7.75
8.455                            0        0           0.42             8.875
6.455                            0        0           0.42             6.875
6.08                             0        0           0.42             6.5
6.205                            0        0           0.42             6.625
6.58                             0        0           0.42             7
7.25                             0.58     0           0.42             8.25
7.08                             0        0           0.42             7.5
6.975                            0.48     0           0.42             7.875
6.205                            0        0           0.42             6.625
5.455                            0        0           0.42             5.875
6.455                            0        0           0.42             6.875
6.83                             0        0           0.42             7.25
6.845                            0.61     0           0.42             7.875
6.33                             0        0           0.42             6.75
7.08                             0        0           0.42             7.5
5.58                             0        0           0.42             6
6.58                             0        0           0.42             7
6.955                            0        0           0.42             7.375
6.58                             0        0           0.42             7
8.08                             0        0           0.42             8.5
6.83                             0        0           0.42             7.25
6.33                             0        0           0.42             6.75
6.475                            0.48     0           0.42             7.375
6.33                             0        0           0.42             6.75
6.58                             0        0           0.42             7
6.225                            0.48     0           0.42             7.125
6.205                            0        0           0.42             6.625
5.83                             0        0           0.42             6.25
6.72                             0.61     0           0.42             7.75
6.455                            0        0           0.42             6.875
6.58                             0        0           0.42             7
6.33                             0        0           0.42             6.75
7.08                             0        0           0.42             7.5
6.33                             0        0           0.42             6.75
7.955                            0        0           0.42             8.375
6.455                            0        0           0.42             6.875
7.455                            0        0           0.42             7.875
6.33                             0        0           0.42             6.75
7.955                            0        0           0.42             8.375
6.205                            0        0           0.42             6.625
7.455                            0        0           0.42             7.875
6.975                            0.48     0           0.42             7.875
7.08                             0        0           0.42             7.5
7.08                             0        0           0.42             7.5
6.33                             0        0           0.42             6.75
6.58                             0        0           0.42             7
6.83                             0        0           0.42             7.25
8.08                             0        0           0.42             8.5
7.08                             0        0           0.42             7.5
6.455                            0        0           0.42             6.875
6.205                            0        0           0.42             6.625
6.97                             0.61     0           0.42             8
6.455                            0        0           0.42             6.875
6.08                             0        0           0.42             6.5
7.08                             0        0           0.42             7.5
6.33                             0        0           0.42             6.75
7.33                             0        0           0.42             7.75
6.6                              0.48     0           0.42             7.5
6.455                            0        0           0.42             6.875
6.205                            0        0           0.42             6.625
6.58                             0        0           0.42             7
7.58                             0        0           0.42             8
6.08                             0        0           0.42             6.5
6.455                            0        0           0.42             6.875
6.08                             0        0           0.42             6.5
8.205                            0        0           0.42             8.625
6.475                            0.48     0           0.42             7.375
6.455                            0        0           0.42             6.875
6.33                             0        0           0.42             6.75
6.83                             0        0           0.42             7.25
7.455                            0        0           0.42             7.875
6.205                            0        0           0.42             6.625
7.08                             0        0           0.42             7.5
6.83                             0        0           0.42             7.25
6.58                             0        0           0.42             7
7.08                             0        0           0.42             7.5
6.205                            0        0           0.42             6.625
5.83                             0        0           0.42             6.25
5.955                            0        0           0.42             6.375
6.08                             0        0           0.42             6.5
7.83                             0        0           0.42             8.25
7.08                             0        0           0.42             7.5
7.205                            0        0           0.42             7.625
6.455                            0        0           0.42             6.875
5.955                            0        0           0.42             6.375
6.58                             0        0           0.42             7
6.1                              0.48     0           0.42             7
6.58                             0        0           0.42             7
6.455                            0        0           0.42             6.875
6.595                            0.61     0           0.42             7.625
6.725                            0.48     0           0.42             7.625
6.08                             0        0           0.42             6.5
6.6                              0.48     0           0.42             7.5
6.33                             0        0           0.42             6.75
6.6                              0.48     0           0.42             7.5
6.975                            0.48     0           0.42             7.875
6.33                             0        0           0.42             6.75
5.65                             0.68     0           0.42             6.75
6.205                            0        0           0.42             6.625
6.205                            0        0           0.42             6.625
5.705                            0        0           0.42             6.125
6.455                            0        0           0.42             6.875
6.225                            0.48     0           0.42             7.125
6.1                              0.48     0           0.42             7
6.225                            0.48     0           0.42             7.125
5.83                             0        0           0.42             6.25
6.58                             0        0           0.42             7
5.705                            0        0           0.42             6.125
6.705                            0        0           0.42             7.125
6.72                             0.61     0           0.42             7.75
6.205                            0        0           0.42             6.625
5.725                            0.48     0           0.42             6.625
6.33                             0        0           0.42             6.75
7.205                            0        0           0.42             7.625
7.205                            0        0           0.42             7.625
6.35                             0.48     0           0.42             7.25
6.33                             0        0           0.42             6.75
8.08                             0        0           0.42             8.5
6.33                             0        0           0.42             6.75
5.955                            0        0           0.42             6.375
7.83                             0        0           0.42             8.25
6.33                             0        0           0.42             6.75
6.345                            0.61     0           0.42             7.375
6.85                             0.48     0           0.42             7.75
7.08                             0        0           0.42             7.5
6.455                            0        0           0.42             6.875
7.33                             0        0           0.42             7.75
6.35                             0.48     0           0.42             7.25
6.455                            0        0           0.42             6.875
6.455                            0        0           0.42             6.875
6.605                            0.35     0           0.42             7.375
6.1                              0.48     0           0.42             7
6.1                              0.48     0           0.42             7
5.955                            0        0           0.42             6.375
6.705                            0        0           0.42             7.125
6.225                            0.48     0           0.42             7.125
6.73                             0.35     0           0.42             7.5
6.705                            0        0           0.42             7.125
5.955                            0        0           0.42             6.375
8.33                             0        0           0.42             8.75
6.08                             0        0           0.42             6.5
6.845                            0.61     0           0.42             7.875
6.455                            0        0           0.42             6.875
6.58                             0        0           0.42             7
7.33                             0        0           0.42             7.75
7.955                            0        0           0.42             8.375
6.75                             0.58     0           0.42             7.75
6.33                             0        0           0.42             6.75
7.08                             0        0           0.42             7.5
6.455                            0        0           0.42             6.875
5.455                            0        0           0.42             5.875
5.455                            0        0           0.42             5.875
7.205                            0        0           0.42             7.625
5.83                             0        0           0.42             6.25
5.955                            0        0           0.42             6.375
5.85                             0.48     0           0.42             6.75
6.83                             0        0           0.42             7.25
6.33                             0        0           0.42             6.75
6.6                              0.48     0           0.42             7.5
6.08                             0        0           0.42             6.5
6.33                             0        0           0.42             6.75
6.475                            0.48     0           0.42             7.375
6.955                            0        0           0.42             7.375
6.35                             0.48     0           0.42             7.25
7.205                            0        0           0.42             7.625
6.58                             0        0           0.42             7
6.58                             0        0           0.42             7
5.94                             0.39     0           0.42             6.75
6.83                             0        0           0.42             7.25
6.08                             0        0           0.42             6.5
5.455                            0        0           0.42             5.875
6.08                             0        0           0.42             6.5
6.33                             0        0           0.42             6.75
5.705                            0        0           0.42             6.125
6.83                             0        0           0.42             7.25
7.095                            0.61     0           0.42             8.125
5.955                            0        0           0.42             6.375
6.08                             0        0           0.42             6.5
5.705                            0        0           0.42             6.125
6.35                             0.48     0           0.42             7.25
7.33                             0        0           0.42             7.75
7.33                             0        0           0.42             7.75
5.72                             0.61     0           0.42             6.75
6.58                             0        0           0.42             7
5.975                            0.48     0           0.42             6.875
8.08                             0        0           0.42             8.5
5.955                            0        0           0.42             6.375
6.33                             0        0           0.42             6.75
6.955                            0        0           0.42             7.375
5.725                            0.48     0           0.42             6.625
6.08                             0        0           0.42             6.5
6.705                            0        0           0.42             7.125
7.33                             0        0           0.42             7.75
6.455                            0        0           0.42             6.875
5.705                            0        0           0.42             6.125
6.47                             0.61     0           0.42             7.5
6.455                            0        0           0.42             6.875
6.58                             0        0           0.42             7
5.83                             0        0           0.42             6.25
6.33                             0        0           0.42             6.75
6.455                            0        0           0.42             6.875
5.85                             0.48     0           0.42             6.75
5.205                            0        0           0.42             5.625
5.35                             0.48     0           0.42             6.25
5.83                             0        0           0.42             6.25
5.83                             0        0           0.42             6.25
6.33                             0        0           0.42             6.75
6.83                             0        0           0.42             7.25
6.33                             0        0           0.42             6.75
6.08                             0        0           0.42             6.5
6.83                             0        0           0.42             7.25
6.08                             0        0           0.42             6.5
6.22                             0.61     0           0.42             7.25
5.955                            0        0           0.42             6.375
6.85                             0.48     0           0.42             7.75
5.33                             0        0           0.42             5.75
5.33                             0        0           0.42             5.75
5.08                             0        0           0.42             5.5
6.725                            0.48     0           0.42             7.625
6.955                            0        0           0.42             7.375
6.725                            0.48     0           0.42             7.625
7.08                             0        0           0.42             7.5
6.97                             0.61     0           0.42             8
5.83                             0        0           0.42             6.25
6.83                             0        0           0.42             7.25
6.85                             0.48     0           0.42             7.75
5.58                             0        0           0.42             6
7.08                             0        0           0.42             7.5
6.455                            0        0           0.42             6.875
6.455                            0        0           0.42             6.875
6.85                             0.48     0           0.42             7.75
8.08                             0        0           0.42             8.5
5.58                             0        0           0.42             6
6.205                            0        0           0.42             6.625
6.83                             0        0           0.42             7.25
7.255                            0.2      0           0.42             7.875
5.955                            0        0           0.42             6.375
5.455                            0        0           0.42             5.875
5.83                             0        0           0.42             6.25
6.205                            0        0           0.42             6.625
7.83                             0        0           0.42             8.25
6.705                            0        0           0.42             7.125
5.33                             0        0           0.42             5.75
7.33                             0        0           0.42             7.75
5.705                            0        0           0.42             6.125
7.33                             0        0           0.42             7.75
6.1                              0.48     0           0.42             7
8.08                             0        0           0.42             8.5
6.225                            0.48     0           0.42             7.125
6.35                             0.48     0           0.42             7.25
6.08                             0        0           0.42             6.5
7.455                            0        0           0.42             7.875
6.33                             0        0           0.42             6.75
6.955                            0        0           0.42             7.375
6.455                            0        0           0.42             6.875
6.33                             0        0           0.42             6.75
6.875                            0        0           0.25             7.125
6.33                             0        0           0.42             6.75
6.455                            0        0           0.42             6.875
6.455                            0        0           0.42             6.875
5.08                             0        0           0.42             5.5
5.955                            0        0           0.42             6.375
8.08                             0        0           0.42             8.5
7.08                             0        0           0.42             7.5
7.08                             0        0           0.42             7.5
6.955                            0        0           0.42             7.375
6.205                            0        0           0.42             6.625
6.705                            0        0           0.42             7.125
5.205                            0        0           0.42             5.625
6.955                            0        0           0.42             7.375
5.33                             0        0           0.42             5.75
5.08                             0        0           0.42             5.5
4.955                            0        0           0.42             5.375
6.08                             0        0           0.42             6.5
5.33                             0        0           0.42             5.75
6.83                             0        0           0.42             7.25
8.205                            0        0           0.42             8.625
6.6                              0.48     0           0.42             7.5
6.58                             0        0           0.42             7
6.705                            0        0           0.42             7.125
6.65                             0.68     0           0.42             7.75
6.6                              0.48     0           0.42             7.5
6.35                             0.48     0           0.42             7.25
5.6                              0.48     0           0.42             6.5
6.35                             0.48     0           0.42             7.25
6.125                            0.58     0           0.42             7.125
6.08                             0        0           0.42             6.5
6.83                             0        0           0.42             7.25
6.08                             0        0           0.42             6.5
6.455                            0        0           0.42             6.875
7.1                              0.48     0           0.42             8
6.75                             0.58     0           0.42             7.75
6.25                             0.58     0           0.42             7.25
6.08                             0        0           0.42             6.5
6.35                             0.48     0           0.42             7.25
5.58                             0        0           0.42             6
7.33                             0        0           0.42             7.75
7.075                            0.13     0           0.42             7.625
6.975                            0.48     0           0.42             7.875
7.205                            0        0           0.42             7.625
6.705                            0        0           0.42             7.125
6.105                            0.35     0           0.42             6.875
6.83                             0        0           0.42             7.25
5.85                             0.48     0           0.42             6.75
7.955                            0        0           0.42             8.375
6.47                             0.61     0           0.42             7.5
5.955                            0        0           0.42             6.375
6.6                              0.48     0           0.42             7.5
8.205                            0        0           0.42             8.625
6.455                            0        0           0.42             6.875
6.705                            0        0           0.42             7.125
6.725                            0.48     0           0.42             7.625
6.225                            0.48     0           0.42             7.125
7.83                             0        0           0.42             8.25
5.845                            0.61     0           0.42             6.875
6.08                             0        0           0.42             6.5
5.845                            0.61     0           0.42             6.875
6.725                            0.48     0           0.42             7.625
7.08                             0        0           0.42             7.5
8.33                             0        0           0.42             8.75
6.72                             0.61     0           0.42             7.75
6.33                             0        0           0.42             6.75
6.33                             0        0           0.42             6.75
5.9                              0.68     0           0.42             7
6.455                            0        0           0.42             6.875
7.955                            0        0           0.42             8.375
6.58                             0        0           0.42             7
6.08                             0        0           0.42             6.5
7.33                             0        0           0.42             7.75
5.58                             0        0           0.42             6
6.6                              0.48     0           0.42             7.5
5.955                            0        0           0.42             6.375
6.5                              0.58     0           0.42             7.5
6.125                            0.58     0           0.42             7.125
7.205                            0        0           0.42             7.625
6.1                              0.48     0           0.42             7
6.58                             0        0           0.42             7
6.58                             0        0           0.42             7
6.58                             0        0           0.42             7
6.08                             0        0           0.42             6.5
6.955                            0        0           0.42             7.375
5.58                             0        0           0.42             6
6.75                             0.58     0           0.42             7.75
7.455                            0        0           0.42             7.875
6.58                             0        0           0.42             7
7.455                            0        0           0.42             7.875
7.58                             0        0           0.42             8
6.475                            0.48     0           0.42             7.375
6.58                             0        0           0.42             7
6.72                             0.61     0           0.42             7.75
6.1                              0.48     0           0.42             7
8.625                            0        0           0.25             8.875
7.125                            0        0           0.25             7.375
7.875                            0        0           0.25             8.125
7.25                             0        0           0.25             7.5
7.875                            0        0           0.25             8.125
7.625                            0        0           0.25             7.875
7                                0        0           0.25             7.25
7.5                              0        0           0.25             7.75
7.375                            0        0           0.25             7.625
7.125                            0        0           0.25             7.375
7.375                            0        0           0.25             7.625
7.5                              0        0           0.25             7.75
7.625                            0        0           0.25             7.875
6.5                              0        0           0.25             6.75
7.125                            0        0           0.25             7.375
7.125                            0        0           0.25             7.375
5.5                              0        0           0.25             5.75
5.625                            0        0           0.25             5.875
7.375                            0        0           0.25             7.625
7.125                            0        0           0.25             7.375
7.75                             0        0           0.25             8
7.75                             0        0           0.25             8
7                                0        0           0.25             7.25
7.625                            0        0           0.25             7.875
6.75                             0        0           0.25             7
7.625                            0        0           0.25             7.875
7.625                            0        0           0.25             7.875
7.5                              0        0           0.25             7.75
7                                0        0           0.25             7.25
7.875                            0        0           0.25             8.125
7                                0        0           0.25             7.25
6.875                            0        0           0.25             7.125
7.5                              0        0           0.25             7.75
7                                0        0           0.25             7.25
7.75                             0        0           0.25             8
7.875                            0        0           0.25             8.125
6.625                            0        0           0.25             6.875
7.75                             0        0           0.25             8
7.75                             0        0           0.25             8
7.75                             0        0           0.25             8
7                                0        0           0.25             7.25
7                                0        0           0.25             7.25
7.875                            0        0           0.25             8.125
7.125                            0        0           0.25             7.375
7.375                            0        0           0.25             7.625
6.875                            0        0           0.25             7.125
7.75                             0        0           0.25             8
7.75                             0        0           0.25             8
7.375                            0        0           0.25             7.625
7.75                             0        0           0.25             8
7.75                             0        0           0.25             8
7                                0        0           0.25             7.25
7.5                              0        0           0.25             7.75
7.375                            0        0           0.25             7.625
7.625                            0        0           0.25             7.875
7.75                             0        0           0.25             8
6.455                            0        0           0.42             6.875
6.1                              0.48     0           0.42             7
6.475                            0.48     0           0.42             7.375
6.475                            0.48     0           0.42             7.375
6.205                            0        0           0.42             6.625
6.72                             0.61     0           0.42             7.75
6.35                             0.48     0           0.42             7.25
6.455                            0        0           0.42             6.875
6.5                              0        0           0.375            6.875
8.375                            0        0           0.375            8.75
7.875                            0        0           0.375            8.25
6.875                            0        0           0.25             7.125
6.125                            0        0           0.25             6.375
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
6.5                              0        0           0.375            6.875
7                                0        0           0.375            7.375
6.875                            0        0           0.375            7.25
6.375                            0        0           0.375            6.75
7.375                            0        0           0.375            7.75
8                                0        0           0.375            8.375
6.625                            0        0           0.375            7
8.125                            0        0           0.375            8.5
7.625                            0        0           0.375            8
7                                0        0           0.375            7.375
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
7.125                            0        0           0.375            7.5
6.25                             0        0           0.375            6.625
7.5                              0        0           0.375            7.875
8                                0        0           0.375            8.375
8                                0        0           0.25             8.25
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
7.5                              0        0           0.25             7.75
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
8                                0        0           0.25             8.25
6.875                            0        0           0.25             7.125
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
7.5                              0        0           0.25             7.75
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
7.125                            0        0           0.25             7.375
8                                0        0           0.25             8.25
6.75                             0        0           0.25             7
7.625                            0        0           0.25             7.875
6.875                            0        0           0.25             7.125
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
7.375                            0        0           0.25             7.625
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
6.5                              0        0           0.25             6.75
6.875                            0        0           0.25             7.125
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
7.375                            0        0           0.25             7.625
6.875                            0        0           0.25             7.125
7.125                            0        0           0.25             7.375
5.875                            0        0           0.25             6.125
7.625                            0        0           0.25             7.875
6.75                             0        0           0.25             7
8                                0        0           0.25             8.25
6.125                            0        0           0.25             6.375
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
7.5                              0        0           0.25             7.75
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
6.75                             0        0           0.25             7
7.5                              0        0           0.25             7.75
6.125                            0        0           0.25             6.375
6.125                            0        0           0.25             6.375
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
8                                0        0           0.25             8.25
7                                0        0           0.25             7.25
6.5                              0        0           0.25             6.75
6.25                             0        0           0.25             6.5
7                                0        0           0.25             7.25
8                                0        0           0.25             8.25
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.25                             0        0           0.25             6.5
6.5                              0        0           0.25             6.75
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
7                                0        0           0.25             7.25
7                                0        0           0.25             7.25
6.875                            0        0           0.375            7.25
7.25                             0        0           0.375            7.625
5.75                             0        0           0.375            6.125
7.375                            0        0           0.375            7.75
6                                0        0           0.25             6.25
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
7.125                            0        0           0.25             7.375
5.625                            0        0           0.25             5.875
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
7                                0        0           0.375            7.375
7.5                              0        0           0.375            7.875
7.625                            0        0           0.375            8
6.5                              0        0           0.375            6.875
7.625                            0        0           0.375            8
8.125                            0        0           0.375            8.5
7.125                            0        0           0.375            7.5
6.25                             0        0           0.375            6.625
7                                0        0           0.375            7.375
8.125                            0        0           0.375            8.5
7.625                            0        0           0.375            8
7.375                            0        0           0.375            7.75
7.5                              0        0           0.375            7.875
7.5                              0        0           0.375            7.875
7.625                            0        0           0.375            8
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
5.875                            0        0           0.25             6.125
6.375                            0        0           0.25             6.625
7                                0        0           0.25             7.25
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.5                              0        0           0.25             6.75
4.875                            0        0           0.25             5.125
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
7.25                             0        0           0.25             7.5
6.875                            0        0           0.25             7.125
6.25                             0        0           0.25             6.5
7.625                            0        0           0.25             7.875
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
6.25                             0        0           0.25             6.5
5.75                             0        0           0.25             6
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
7                                0        0           0.25             7.25
6.875                            0        0           0.25             7.125
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
7.25                             0        0           0.25             7.5
7                                0        0           0.25             7.25
6.875                            0        0           0.25             7.125
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
6.125                            0        0           0.25             6.375
7                                0        0           0.25             7.25
6.875                            0        0           0.25             7.125
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
7.5                              0        0           0.25             7.75
7.25                             0        0           0.25             7.5
6.75                             0        0           0.25             7
6.5                              0        0           0.25             6.75
5.5                              0        0           0.25             5.75
6.25                             0        0           0.25             6.5
6.125                            0        0           0.25             6.375
6.375                            0        0           0.25             6.625
7.125                            0        0           0.25             7.375
6.5                              0        0           0.25             6.75
4.75                             0        0           0.25             5
6.875                            0        0           0.25             7.125
6.625                            0        0           0.25             6.875
7.25                             0        0           0.25             7.5
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.25                             0        0           0.25             6.5
7.375                            0        0           0.25             7.625
6.375                            0        0           0.25             6.625
7.375                            0        0           0.25             7.625
7.375                            0        0           0.25             7.625
6.875                            0        0           0.25             7.125
8                                0        0           0.25             8.25
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
6                                0        0           0.25             6.25
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.25                             0        0           0.25             6.5
8                                0        0           0.25             8.25
6.375                            0        0           0.25             6.625
6.75                             0        0           0.25             7
6.875                            0        0           0.25             7.125
8                                0        0           0.25             8.25
5.875                            0        0           0.25             6.125
6                                0        0           0.25             6.25
6.75                             0        0           0.25             7
6.875                            0        0           0.25             7.125
7.75                             0        0           0.25             8
6.5                              0        0           0.25             6.75
7.25                             0        0           0.25             7.5
7.625                            0        0           0.25             7.875
7                                0        0           0.25             7.25
6.125                            0        0           0.25             6.375
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
7                                0        0           0.25             7.25
6.5                              0        0           0.25             6.75
7.375                            0        0           0.25             7.625
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
5.625                            0        0           0.25             5.875
7.25                             0        0           0.25             7.5
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
6.75                             0        0           0.25             7
6.25                             0        0           0.25             6.5
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
7.25                             0        0           0.25             7.5
7.125                            0        0           0.25             7.375
5.75                             0        0           0.25             6
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
7                                0        0           0.25             7.25
6.25                             0        0           0.25             6.5
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
7.375                            0        0           0.25             7.625
6.875                            0        0           0.25             7.125
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.5                              0        0           0.25             6.75
6.875                            0        0           0.25             7.125
7.125                            0        0           0.25             7.375
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.875                            0        0           0.25             7.125
7                                0        0           0.25             7.25
6.125                            0        0           0.25             6.375
7.375                            0        0           0.25             7.625
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
7.125                            0        0           0.25             7.375
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
6.875                            0        0           0.25             7.125
6.875                            0        0           0.25             7.125
6.625                            0        0           0.25             6.875
7.375                            0        0           0.25             7.625
7.625                            0        0           0.25             7.875
6.875                            0        0           0.25             7.125
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
6.25                             0        0           0.25             6.5
6.5                              0        0           0.25             6.75
7                                0        0           0.25             7.25
6.25                             0        0           0.25             6.5
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
6.25                             0        0           0.25             6.5
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
7.25                             0        0           0.25             7.5
6.25                             0        0           0.25             6.5
7.5                              0        0           0.25             7.75
7.125                            0        0           0.25             7.375
6.75                             0        0           0.25             7
6.5                              0        0           0.375            6.875
6.5                              0        0           0.375            6.875
6                                0        0           0.375            6.375
6.375                            0        0           0.375            6.75
6                                0        0           0.375            6.375
6.125                            0        0           0.375            6.5
6                                0        0           0.375            6.375
6.375                            0        0           0.375            6.75
5.5                              0        0           0.375            5.875
6.25                             0        0           0.375            6.625
5.875                            0        0           0.375            6.25
6.625                            0        0           0.375            7
6.375                            0        0           0.375            6.75
6.125                            0        0           0.375            6.5
6.5                              0        0           0.375            6.875
6.25                             0        0           0.375            6.625
6.625                            0        0           0.375            7
5.375                            0        0           0.375            5.75
6                                0        0           0.375            6.375
6.5                              0        0           0.375            6.875
6.25                             0        0           0.375            6.625
6.75                             0        0           0.375            7.125
4.875                            0        0           0.375            5.25
6.375                            0        0           0.375            6.75
6.375                            0        0           0.375            6.75
6.375                            0        0           0.375            6.75
6.125                            0        0           0.375            6.5
5.875                            0        0           0.375            6.25
6.375                            0        0           0.375            6.75
6.375                            0        0           0.375            6.75
6.375                            0        0           0.375            6.75
6                                0        0           0.375            6.375
6.5                              0        0           0.375            6.875
8.125                            0        0           0.375            8.5
7                                0        0           0.375            7.375
7                                0        0           0.375            7.375
6.25                             0        0           0.375            6.625
7                                0        0           0.375            7.375
8.125                            0        0           0.375            8.5
8.25                             0        0           0.375            8.625
8                                0        0           0.375            8.375
7.75                             0        0           0.375            8.125
7.375                            0        0           0.375            7.75
8.375                            0        0           0.375            8.75
7.5                              0        0           0.375            7.875
8.375                            0        0           0.375            8.75
6.624                            0        0           0.375            6.999
6.5                              0        0           0.375            6.875
7.5                              0        0           0.375            7.875
7.25                             0        0           0.375            7.625
8                                0        0           0.375            8.375
6.375                            0        0           0.375            6.75
8.375                            0        0           0.375            8.75
8.375                            0        0           0.375            8.75
8.375                            0        0           0.375            8.75
6.5                              0        0           0.375            6.875
7.625                            0        0           0.375            8
8.375                            0        0           0.375            8.75
5.875                            0        0           0.375            6.25
8.375                            0        0           0.375            8.75
8.25                             0        0           0.375            8.625
6.5                              0        0           0.375            6.875
7.625                            0        0           0.375            8
7.5                              0        0           0.375            7.875
7.75                             0        0           0.375            8.125
8                                0        0           0.375            8.375
7.25                             0        0           0.375            7.625
8.125                            0        0           0.375            8.5
7                                0        0           0.375            7.375
7.875                            0        0           0.375            8.25
7.875                            0        0           0.375            8.25
7.75                             0        0           0.375            8.125
6.375                            0        0           0.375            6.75
8.125                            0        0           0.375            8.5
7.75                             0        0           0.375            8.125
8.375                            0        0           0.375            8.75
8.125                            0        0           0.375            8.5
7.625                            0        0           0.375            8
7.375                            0        0           0.375            7.75
8.375                            0        0           0.375            8.75
8.25                             0        0           0.375            8.625
7.625                            0        0           0.375            8
7.255                            0        0           0.375            7.63
8.375                            0        0           0.375            8.75
7.875                            0        0           0.375            8.25
5.875                            0        0           0.375            6.25
8.375                            0        0           0.375            8.75
8.375                            0        0           0.375            8.75
6.5                              0        0           0.375            6.875
7.375                            0        0           0.375            7.75
7.5                              0        0           0.375            7.875
7                                0        0           0.375            7.375
6.875                            0        0           0.375            7.25
8.25                             0        0           0.375            8.625
8.25                             0        0           0.375            8.625
6.875                            0        0           0.375            7.25
6.75                             0        0           0.375            7.125
8.25                             0        0           0.375            8.625
7.875                            0        0           0.375            8.25
8.125                            0        0           0.375            8.5
6.25                             0        0           0.375            6.625
7.875                            0        0           0.375            8.25
8.375                            0        0           0.375            8.75
8.875                            0        0           0.375            9.25
8.25                             0        0           0.375            8.625
6.5                              0        0           0.375            6.875
7.5                              0        0           0.375            7.875
8.25                             0        0           0.375            8.625
7.875                            0        0           0.375            8.25
5.875                            0        0           0.375            6.25
6                                0        0           0.375            6.375
6.25                             0        0           0.375            6.625
7.75                             0        0           0.375            8.125
7.125                            0        0           0.375            7.5
8                                0        0           0.375            8.375
7.125                            0        0           0.375            7.5
7.375                            0        0           0.375            7.75
8.125                            0        0           0.375            8.5
8.125                            0        0           0.375            8.5
8.125                            0        0           0.375            8.5
6                                0        0           0.375            6.375
7.25                             0        0           0.375            7.625
7                                0        0           0.375            7.375
7.375                            0        0           0.375            7.75
6.5                              0        0           0.375            6.875
8                                0        0           0.375            8.375
8.5                              0        0           0.375            8.875
7.625                            0        0           0.375            8
6.625                            0        0           0.375            7
8.5                              0        0           0.375            8.875
8.375                            0        0           0.375            8.75
7                                0        0           0.375            7.375
6.875                            0        0           0.375            7.25
6.375                            0        0           0.375            6.75
8                                0        0           0.375            8.375
6                                0        0           0.375            6.375
7.25                             0        0           0.375            7.625
7.625                            0        0           0.375            8
7.75                             0        0           0.375            8.125
7.5                              0        0           0.375            7.875
7.25                             0        0           0.375            7.625
5.625                            0        0           0.375            6
7                                0        0           0.375            7.375
8.5                              0        0           0.375            8.875
8                                0        0           0.375            8.375
7.5                              0        0           0.375            7.875
8.125                            0        0           0.375            8.5
8.5                              0        0           0.375            8.875
6.75                             0        0           0.25             7
7.5                              0        0           0.375            7.875
6.125                            0        0           0.375            6.5
6.75                             0        0           0.375            7.125
7.625                            0        0           0.375            8
8.375                            0        0           0.375            8.75
6.625                            0        0           0.375            7
7.5                              0        0           0.375            7.875
7.875                            0        0           0.375            8.25
7.75                             0        0           0.375            8.125
7.125                            0        0           0.375            7.5
6.5                              0        0           0.375            6.875
7.875                            0        0           0.375            8.25
8.375                            0        0           0.375            8.75
8.375                            0        0           0.375            8.75
8.375                            0        0           0.375            8.75
8.375                            0        0           0.375            8.75
8.375                            0        0           0.375            8.75
7                                0        0           0.375            7.375
6.725                            0.48     0           0.42             7.625
8.08                             0        0           0.42             8.5
7.58                             0        0           0.42             8
6.205                            0        0           0.42             6.625
7.125                            0        0           0.375            7.5
8.625                            0        0           0.375            9
7.625                            0        0           0.375            8
7.5                              0        0           0.375            7.875
7.375                            0        0           0.375            7.75
7.5                              0        0           0.375            7.875
7.375                            0        0           0.375            7.75
7.25                             0        0           0.375            7.625
8.25                             0        0           0.375            8.625
8                                0        0           0.375            8.375
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.125                            0        0           0.25             6.375
7.5                              0        0           0.375            7.875
9.875                            0        0           0.375            10.25
7.625                            0        0           0.375            8
9                                0        0           0.375            9.375
7                                0        0           0.375            7.375
7                                0        0           0.375            7.375
7                                0        0           0.375            7.375
7                                0        0           0.375            7.375
6.875                            0        0           0.375            7.25
7                                0        0           0.375            7.375
6.5                              0        0           0.375            6.875
6.75                             0        0           0.375            7.125
6.75                             0        0           0.375            7.125
6.875                            0        0           0.375            7.25
6.75                             0        0           0.375            7.125
7.625                            0        0           0.375            8
7.625                            0        0           0.375            8
7.625                            0        0           0.375            8
10.25                            0        0           0.375            10.625
7.5                              0        0           0.375            7.875
8                                0        0           0.375            8.375
7.25                             0        0           0.375            7.625
8.25                             0        0           0.375            8.625
8.125                            0        0           0.375            8.5
7.75                             0        0           0.375            8.125
7.875                            0        0           0.375            8.25
7.375                            0        0           0.375            7.75
8.375                            0        0           0.375            8.75
7.375                            0        0           0.375            7.75
7.125                            0        0           0.375            7.5
8.375                            0        0           0.375            8.75
7.625                            0        0           0.375            8
8                                0        0           0.375            8.375
7.625                            0        0           0.375            8
7.375                            0        0           0.375            7.75
7.5                              0        0           0.375            7.875
8                                0        0           0.375            8.375
8.75                             0        0           0.375            9.125
7.625                            0        0           0.375            8
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
7.375                            0        0           0.25             7.625
6.5                              0        0           0.25             6.75
7.625                            0        0           0.25             7.875
7.75                             0        0           0.25             8
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
6.875                            0        0           0.25             7.125
6.25                             0        0           0.25             6.5
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
6.875                            0        0           0.25             7.125
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
7.25                             0        0           0.25             7.5
6.875                            0        0           0.25             7.125
6.25                             0        0           0.25             6.5
7.375                            0        0           0.25             7.625
7.625                            0        0           0.25             7.875
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
7.125                            0        0           0.25             7.375
7.5                              0        0           0.25             7.75
7                                0        0           0.25             7.25
6.875                            0        0           0.25             7.125
7.625                            0        0           0.25             7.875
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
7                                0        0           0.25             7.25
7.375                            0        0           0.25             7.625
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.25                             0        0           0.25             6.5
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
8                                0        0           0.25             8.25
7.125                            0        0           0.25             7.375
7.125                            0        0           0.25             7.375
8                                0        0           0.25             8.25
6.75                             0        0           0.25             7
7.875                            0        0           0.25             8.125
8                                0        0           0.25             8.25
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
7.125                            0        0           0.25             7.375
6.25                             0        0           0.25             6.5
7.25                             0        0           0.25             7.5
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
7.375                            0        0           0.25             7.625
7.5                              0        0           0.25             7.75
6.5                              0        0           0.25             6.75
7                                0        0           0.25             7.25
8                                0        0           0.25             8.25
6.625                            0        0           0.25             6.875
8                                0        0           0.25             8.25
7.125                            0        0           0.25             7.375
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
7.5                              0        0           0.25             7.75
6.25                             0        0           0.25             6.5
6.5                              0        0           0.25             6.75
5.75                             0        0           0.25             6
6.75                             0        0           0.25             7
7.75                             0        0           0.25             8
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
6.125                            0        0           0.25             6.375
6.375                            0        0           0.25             6.625
7                                0        0           0.25             7.25
6.485                            1.14     0           0.25             7.875
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
7.5                              0        0           0.25             7.75
7.25                             0        0           0.25             7.5
6.875                            0        0           0.25             7.125
6.25                             0        0           0.25             6.5
7.5                              0        0           0.25             7.75
6.5                              0        0           0.25             6.75
7.625                            0        0           0.25             7.875
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
7                                0        0           0.25             7.25
6.25                             0        0           0.25             6.5
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
7.25                             0        0           0.25             7.5
6.875                            0        0           0.25             7.125
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
7.625                            0        0           0.25             7.875
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
5.75                             0        0           0.25             6
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
6.75                             0        0           0.25             7
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
7.125                            0        0           0.25             7.375
6.25                             0        0           0.25             6.5
6.5                              0        0           0.25             6.75
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
7.125                            0        0           0.25             7.375
6.5                              0        0           0.25             6.75
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.5                              0        0           0.25             6.75
7.875                            0        0           0.25             8.125
6.5                              0        0           0.25             6.75
7.25                             0        0           0.25             7.5
7.25                             0        0           0.25             7.5
6.75                             0        0           0.25             7
6.25                             0        0           0.25             6.5
8                                0        0           0.25             8.25
6.625                            0        0           0.25             6.875
5.875                            0        0           0.25             6.125
6.875                            0        0           0.25             7.125
6.25                             0        0           0.25             6.5
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
7                                0        0           0.25             7.25
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
7.125                            0        0           0.25             7.375
7.5                              0        0           0.25             7.75
6.5                              0        0           0.25             6.75
8                                0        0           0.25             8.25
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
6.875                            0        0           0.25             7.125
7                                0        0           0.25             7.25
6.375                            0        0           0.25             6.625
6.875                            0        0           0.25             7.125
6.75                             0        0           0.25             7
6.75                             0        0           0.25             7
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
5.625                            0        0           0.25             5.875
6.625                            0        0           0.25             6.875
8.375                            0        0           0.25             8.625
5.625                            0        0           0.25             5.875
7.25                             0        0           0.25             7.5
6.625                            0        0           0.25             6.875
5.375                            0        0           0.25             5.625
6.125                            0        0           0.25             6.375
6.125                            0        0           0.25             6.375
6                                0        0           0.25             6.25
6.625                            0        0           0.25             6.875
7.125                            0        0           0.25             7.375
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
6.875                            0        0           0.25             7.125
6.75                             0        0           0.25             7
6.25                             0        0           0.25             6.5
6                                0        0           0.25             6.25
6.25                             0        0           0.25             6.5
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
7.125                            0        0           0.25             7.375
6.5                              0        0           0.25             6.75
7                                0        0           0.25             7.25
7.125                            0        0           0.25             7.375
6.375                            0        0           0.25             6.625
5.75                             0        0           0.25             6
5.75                             0        0           0.25             6
6                                0        0           0.25             6.25
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.5                              0        0           0.25             6.75
7                                0        0           0.25             7.25
6.125                            0        0           0.25             6.375
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
6.375                            0        0           0.25             6.625
7                                0        0           0.25             7.25
6.5                              0        0           0.25             6.75
6.25                             0        0           0.25             6.5
7.125                            0        0           0.25             7.375
7.25                             0        0           0.25             7.5
7                                0        0           0.25             7.25
6.25                             0        0           0.25             6.5
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
7                                0        0           0.25             7.25
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.125                            0        0           0.25             6.375
5.25                             0        0           0.25             5.5
7.125                            0        0           0.25             7.375
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
7.125                            0        0           0.25             7.375
6.22                             0.28     0           0.25             6.75
6.375                            0        0           0.25             6.625
6.75                             0        0           0.25             7
6.875                            0        0           0.25             7.125
6.625                            0        0           0.25             6.875
6.125                            0        0           0.25             6.375
6.25                             0        0           0.25             6.5
6.125                            0        0           0.25             6.375
6.375                            0        0           0.25             6.625
5                                0        0           0.25             5.25
6.125                            0        0           0.25             6.375
7                                0        0           0.25             7.25
7.75                             0        0           0.25             8
7.25                             0        0           0.25             7.5
7.625                            0        0           0.25             7.875
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
6.5                              0        0           0.25             6.75
4.75                             0        0           0.25             5
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.125                            0        0           0.25             6.375
5.75                             0        0           0.25             6
6.75                             0        0           0.25             7
6.5                              0        0           0.25             6.75
7                                0        0           0.25             7.25
7.625                            0        0           0.25             7.875
6.625                            0        0           0.25             6.875
6.125                            0        0           0.25             6.375
5.875                            0        0           0.25             6.125
6.75                             0        0           0.25             7
7.125                            0        0           0.25             7.375
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
7                                0        0           0.25             7.25
7.25                             0        0           0.25             7.5
7.25                             0        0           0.25             7.5
5.75                             0        0           0.25             6
7.125                            0        0           0.25             7.375
6.875                            0        0           0.25             7.125
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
5.875                            0        0           0.25             6.125
7                                0        0           0.25             7.25
7                                0        0           0.25             7.25
7                                0        0           0.25             7.25
6.125                            0        0           0.25             6.375
5.75                             0        0           0.25             6
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
6                                0        0           0.25             6.25
7.25                             0        0           0.25             7.5
6.375                            0        0           0.25             6.625
6.5                              0        0           0.25             6.75
7.375                            0        0           0.25             7.625
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
7.875                            0        0           0.25             8.125
7.125                            0        0           0.25             7.375
7.625                            0        0           0.25             7.875
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
6.75                             0        0           0.25             7
7.25                             0        0           0.25             7.5
6.25                             0        0           0.25             6.5
7.75                             0        0           0.25             8
5.25                             0        0           0.25             5.5
7                                0        0           0.25             7.25
6.25                             0        0           0.25             6.5
7.75                             0        0           0.25             8
7                                0        0           0.25             7.25
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
7.375                            0        0           0.25             7.625
6.375                            0        0           0.25             6.625
7.375                            0        0           0.25             7.625
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
7.5                              0        0           0.25             7.75
6.375                            0        0           0.25             6.625
8.125                            0        0           0.25             8.375
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.75                             0        0           0.25             7
7.75                             0        0           0.25             8
5.625                            0        0           0.25             5.875
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
7.25                             0        0           0.25             7.5
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
7.125                            0        0           0.25             7.375
4.625                            0        0           0.25             4.875
6.375                            0        0           0.25             6.625
7.125                            0        0           0.25             7.375
7.5                              0        0           0.25             7.75
7.625                            0        0           0.25             7.875
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
6.875                            0        0           0.25             7.125
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
7.875                            0        0           0.25             8.125
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
7.75                             0        0           0.25             8
5.25                             0        0           0.25             5.5
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
6                                0        0           0.25             6.25
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
6.75                             0        0           0.25             7
6.875                            0        0           0.25             7.125
7.375                            0        0           0.25             7.625
7.25                             0        0           0.25             7.5
7.375                            0        0           0.25             7.625
5.25                             0        0           0.25             5.5
7.375                            0        0           0.25             7.625
5.625                            0        0           0.25             5.875
6.375                            0        0           0.25             6.625
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
7.5                              0        0           0.25             7.75
6.375                            0        0           0.25             6.625
7.875                            0        0           0.25             8.125
6.625                            0        0           0.25             6.875
7.375                            0        0           0.25             7.625
6.875                            0        0           0.25             7.125
5.875                            0        0           0.25             6.125
7                                0        0           0.25             7.25
7.375                            0        0           0.25             7.625
6.125                            0        0           0.25             6.375
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
7.625                            0        0           0.25             7.875
5.875                            0        0           0.25             6.125
7.25                             0        0           0.25             7.5
7.375                            0        0           0.25             7.625
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
7.625                            0        0           0.25             7.875
7.625                            0        0           0.25             7.875
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
7.5                              0        0           0.25             7.75
6.5                              0        0           0.25             6.75
7.375                            0        0           0.25             7.625
7.375                            0        0           0.25             7.625
8.25                             0        0           0.25             8.5
7.125                            0        0           0.25             7.375
6                                0        0           0.25             6.25
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
7.125                            0        0           0.25             7.375
6.375                            0        0           0.25             6.625
6.375                            0        0           0.25             6.625
8.25                             0        0           0.25             8.5
6.375                            0        0           0.25             6.625
7                                0        0           0.25             7.25
8.25                             0        0           0.25             8.5
6.875                            0        0           0.25             7.125
5.875                            0        0           0.25             6.125
7                                0        0           0.25             7.25
6.5                              0        0           0.25             6.75
7.25                             0        0           0.25             7.5
6.25                             0        0           0.25             6.5
7                                0        0           0.25             7.25
8.25                             0        0           0.25             8.5
6.5                              0        0           0.25             6.75
6                                0        0           0.25             6.25
5.875                            0        0           0.25             6.125
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
5.875                            0        0           0.25             6.125
6.5                              0        0           0.25             6.75
6.25                             0        0           0.25             6.5
6.375                            0        0           0.25             6.625
7.125                            0        0           0.25             7.375
6.625                            0        0           0.25             6.875
6                                0        0           0.25             6.25
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
5.125                            0        0           0.25             5.375
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.875                            0        0           0.25             7.125
6.75                             0        0           0.25             7
7.125                            0        0           0.25             7.375
6.125                            0        0           0.25             6.375
7                                0        0           0.25             7.25
8.25                             0        0           0.25             8.5
6.25                             0        0           0.25             6.5
5.625                            0        0           0.25             5.875
6.5                              0        0           0.25             6.75
7.125                            0        0           0.25             7.375
6.75                             0        0           0.25             7
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
6.375                            0        0           0.25             6.625
7.5                              0        0           0.25             7.75
6.75                             0        0           0.25             7
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
6.75                             0        0           0.25             7
5.875                            0        0           0.25             6.125
6.5                              0        0           0.25             6.75
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.875                            0        0           0.25             7.125
6.25                             0        0           0.25             6.5
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
7.25                             0        0           0.25             7.5
7.25                             0        0           0.25             7.5
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
7                                0        0           0.25             7.25
7.375                            0        0           0.25             7.625
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.5                              0        0           0.25             6.75
4.875                            0        0           0.25             5.125
7.125                            0        0           0.25             7.375
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
7.125                            0        0           0.25             7.375
7.125                            0        0           0.25             7.375
5.375                            0        0           0.25             5.625
5.25                             0        0           0.25             5.5
6.125                            0        0           0.25             6.375
6.125                            0        0           0.25             6.375
6.875                            0        0           0.25             7.125
6.5                              0        0           0.25             6.75
8.25                             0        0           0.25             8.5
7.125                            0        0           0.25             7.375
6.5                              0        0           0.25             6.75
7.375                            0        0           0.25             7.625
7                                0        0           0.25             7.25
5.625                            0        0           0.25             5.875
6.75                             0        0           0.25             7
6.875                            0        0           0.25             7.125
7                                0        0           0.25             7.25
6.375                            0        0           0.25             6.625
8.625                            0        0           0.25             8.875
6.125                            0        0           0.25             6.375
6                                0        0           0.25             6.25
6.5                              0        0           0.25             6.75
7                                0        0           0.25             7.25
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6                                0        0           0.25             6.25
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
8.5                              0        0           0.25             8.75
5                                0        0           0.25             5.25
6.125                            0        0           0.25             6.375
5.75                             0        0           0.25             6
6.875                            0        0           0.25             7.125
6.25                             0        0           0.25             6.5
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
5.75                             0        0           0.25             6
6.75                             0        0           0.25             7
7.125                            0        0           0.25             7.375
6.25                             0        0           0.25             6.5
6.625                            0        0           0.25             6.875
7.125                            0        0           0.25             7.375
7.5                              0        0           0.25             7.75
6                                0        0           0.25             6.25
7.125                            0        0           0.25             7.375
5.875                            0        0           0.25             6.125
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
6                                0        0           0.25             6.25
6.25                             0        0           0.25             6.5
5.625                            0        0           0.25             5.875
7.25                             0        0           0.25             7.5
5.875                            0        0           0.25             6.125
6.875                            0        0           0.25             7.125
7                                0        0           0.25             7.25
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.375                            0        0           0.25             6.625
6.625                            0        0           0.25             6.875
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.375                            0        0           0.25             6.625
5.625                            0        0           0.25             5.875
5.875                            0        0           0.25             6.125
6.75                             0        0           0.25             7
6.375                            0        0           0.25             6.625
7.125                            0        0           0.25             7.375
7                                0        0           0.25             7.25
6.625                            0        0           0.25             6.875
6.5                              0        0           0.25             6.75
6.625                            0        0           0.25             6.875
6.75                             0        0           0.25             7
6.125                            0        0           0.25             6.375
6.25                             0        0           0.25             6.5
7                                0        0           0.25             7.25
5.625                            0        0           0.25             5.875
6.25                             0        0           0.25             6.5
6.875                            0        0           0.25             7.125
7.125                            0        0           0.25             7.375
6.125                            0        0           0.25             6.375
6.125                            0        0           0.25             6.375
8.25                             0        0           0.25             8.5
6.125                            0        0           0.25             6.375
7.375                            0        0           0.25             7.625
5.875                            0        0           0.25             6.125
7.625                            0        0           0.25             7.875
6.625                            0        0           0.25             6.875
6                                0        0           0.25             6.25
6.625                            0        0           0.25             6.875
7.25                             0        0           0.25             7.5
6.25                             0        0           0.25             6.5
7.75                             0        0           0.25             8
5.375                            0        0           0.25             5.625
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.25                             0        0           0.25             6.5
7.25                             0        0           0.25             7.5
6.5                              0        0           0.25             6.75
6.375                            0        0           0.25             6.625
5.75                             0        0           0.25             6
6.625                            0        0           0.25             6.875
7.25                             0        0           0.25             7.5
6.375                            0        0           0.25             6.625
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
7                                0        0           0.25             7.25
6.125                            0        0           0.25             6.375
6.75                             0        0           0.25             7
6.625                            0        0           0.25             6.875
8                                0        0           0.375            8.375
7.875                            0        0           0.375            8.25
6.5                              0        0           0.375            6.875
6.75                             0        0           0.375            7.125
8                                0        0           0.375            8.375
8.375                            0        0           0.375            8.75
8.125                            0        0           0.375            8.5
7                                0        0           0.375            7.375
7.875                            0        0           0.375            8.25
7                                0        0           0.375            7.375
7.75                             0        0           0.375            8.125
8                                0        0           0.375            8.375
7.25                             0        0           0.375            7.625
7.625                            0        0           0.375            8
6.625                            0        0           0.375            7
6.5                              0        0           0.375            6.875
6.875                            0        0           0.375            7.25
5.765                            0        0           0.375            6.14
5.865                            0        0           0.375            6.24
6.975                            0        0           0.375            7.35

CITY1                                      STATE        ZIP_CODE        PROPTYPE                 MATURITY_DATE
Wesley Chapel                              FL           33543           PUD                      20360801
Fresno                                     CA           93725           Single Family            20360901
CHINO                                      CA           91710           Single Family            20360901
Mount Vernon                               WA           98273           PUD                      20360801
Buckeye                                    AZ           85326           PUD                      20360601
Chandler                                   AZ           85249           PUD                      20360901
San Francisco                              CA           94110           2-4 Family               20360901
ROGERSVILLE                                MO           65742           2-4 Family               20360901
San Francisco                              CA           94121           2-4 Family               20360901
FREDERICKSBURG                             VA           22406           PUD                      20360901
Lakewood                                   CA           90713           Single Family            20360801
Bellevue                                   WA           98004           Single Family            20360801
Ferndale                                   MI           48220           Single Family            20360801
NASHUA                                     NH           3062            Single Family            20360801
ELLENWOOD                                  GA           30294           Single Family            20360901
BRECKENRIDGE                               CO           80424           PUD                      20360701
STROUDSBURG                                PA           18360           Single Family            20360901
MARCO ISLAND                               FL           34145           Single Family            20360801
HENDERSON                                  NV           89044           PUD                      20360801
GAMBRILLS                                  MD           21054           Single Family            20360801
NEW ORLEANS                                LA           70124           Single Family            20360901
HENDERSON                                  NV           89012           PUD                      20360901
Saratoga                                   CA           95070           Single Family            20360901
Merced                                     CA           95348           Single Family            20360801
LAS VEGAS                                  NV           89139           PUD                      20360801
SURPRISE                                   AZ           85379           PUD                      20360801
Kent                                       WA           98042           Single Family            20360801
PAYSON                                     AZ           85541           PUD                      20360701
CARLSBAD                                   CA           92009           Single Family            20360601
Corona                                     CA           92879           Single Family            20360801
RICHMOND                                   VA           23233           PUD                      20360901
PARK CITY                                  UT           84060           PUD                      20360801
EDISON                                     NJ           8820            Single Family            20360901
CAMANO ISLAND                              WA           98282           Single Family            20360901
WINTER GARDEN                              FL           34787           Single Family            20360901
SEATTLE                                    WA           98112           Condominium              20360401
UNION                                      WA           98592           Single Family            20360401
LA VERNE                                   CA           91750           Single Family            20360501
SANTA CRUZ                                 CA           95060           Single Family            20360501
INCLINE VILL                               NV           89451           Condominium              20360501
ALISO VIEJO                                CA           92656           Condominium              20360501
MIAMI                                      FL           33156           Condominium              20360601
SUTTON                                     MA           1590            Single Family            20360801
Arcadia                                    CA           91007           Single Family            20360801
SAMMAMISH                                  WA           98075           Single Family            20360601
Everett                                    WA           98208           Single Family            20360801
KULA                                       HI           96790           Single Family            20360301
HENDERSON                                  NV           89015           PUD                      20360801
CLEARWATER                                 FL           33767           PUD                      20360801
FALLBROOK                                  CA           92028           Single Family            20360201
SANTA CRUZ                                 CA           95060           Single Family            20360401
PLEASANT HIL                               CA           94523           Single Family            20350701
CANYON COUNT                               CA           91387           Single Family            20350901
CASTAIC                                    CA           91384           Single Family            20351001
Rancho Palos Verdes                        CA           90275           Single Family            20360801
FALLBROOK                                  CA           92028           Single Family            20351101
HEBER                                      AZ           85928           Single Family            20360101
IRVINE                                     CA           92612           Single Family            20340601
MORGAN HILL                                CA           95037           Single Family            20360701
KINGS BEACH                                CA           96143           Single Family            20350301
BELLEVUE                                   WA           98004           Single Family            20350801
CAPE CORAL                                 FL           33914           Single Family            20350401
LOS ANGELES                                CA           90065           Single Family            20350501
MAMMOTH LAKE                               CA           93546           Condominium              20350501
TARZANA                                    CA           91356           Condominium              20350801
SIMPSONVILLE                               SC           29681           PUD                      20360801
MADISON                                    AL           35758           PUD                      20360801
PHOENIX                                    AZ           85045           PUD                      20360901
PONCE INLET                                FL           32127           Condominium              20361001
Kent                                       WA           98031           Single Family            20360901
KIHEI                                      HI           96753           Condominium              20360801
BELLINGHAM                                 WA           98229           PUD                      20361001
FARIBAULT                                  MN           55021           Single Family            20360601
Babylon                                    NY           11704           Single Family            20360901
MERIDIANVILLE                              AL           35759           Single Family            20360901
Santa Rosa Beach                           FL           32459           Single Family            20360901
CERRITOS                                   CA           90703           Single Family            20360901
GLENDALE                                   AZ           85308           Single Family            20360901
DETROIT                                    MI           48203           Single Family            20360901
Clinton                                    UT           84015           Townhouse                20360901
Detroit                                    MI           48227           Single Family            20360901
FAYETTEVILLE                               GA           30215           Single Family            20360901
Brunswick                                  MD           21758           PUD                      20360801
CANOGA PARK                                CA           91303           Single Family            20360901
PITTSBURG                                  CA           94565           PUD                      20360801
GREELEY                                    CO           80634           PUD                      20360901
ASPEN                                      CO           81611           Condominium              20360901
SCOTTSDALE                                 AZ           85262           PUD                      20360901
Paterson                                   NJ           7524            2-4 Family               20360901
SCOTTSDALE                                 AZ           85251           Single Family            20360901
Clarksburg                                 MD           20871           PUD                      20360901
KENSINGTON                                 MD           20895           Single Family            20360901
Tucson                                     AZ           85718           Single Family            20360801
Mountain House                             CA           95391           Single Family            20360901
Scottsdale                                 AZ           85255           PUD                      20360901
KELLER                                     TX           76248           PUD                      20360901
Antioch                                    CA           94531           Single Family            20360901
OXNARD                                     CA           93035           Single Family            20360901
Baltimore                                  MD           21224           Townhouse                20360901
LEESBURG                                   VA           20176           PUD                      20361001
Miami                                      FL           33131           Condominium              20360901
JACKSON                                    MI           49203           Single Family            20360901
LAS VEGAS                                  NV           89135           PUD                      20360901
ANNETTA                                    TX           76008           PUD                      20360901
MIAMI                                      FL           33196           Townhouse                20360601
Newberry Springs                           CA           92365           Single Family            20360701
Truckee                                    CA           96161           PUD                      20360901
Pompano Beach                              FL           33060           Single Family            20360801
Harwood                                    MD           20776           Single Family            20360901
BRANDON                                    FL           33510           Single Family            20360801
LEXINGTON                                  MA           2421            Single Family            20360801
BRONX                                      NY           10457           2-4 Family               20360901
Lake Elsinore                              CA           92532           PUD                      20360901
Sebastopol                                 CA           95472           Single Family            20360901
HUNTINGTON BEACH                           CA           92648           PUD                      20360901
Miami Beach                                FL           33140           Single Family            20360901
Upper Marlboro                             MD           20772           PUD                      20360901
Upper Marlboro                             MD           20774           PUD                      20360901
Independence                               MO           64056           PUD                      20360901
Washington                                 DC           20012           Single Family            20360901
Scottsdale                                 AZ           85259           PUD                      20360901
Surprise                                   AZ           85379           PUD                      20360901
FRESNO                                     CA           93705           Single Family            20360901
Las Vegas                                  NV           89141           PUD                      20360901
Milan                                      MI           48160           Condominium              20360901
ESCONDIDO                                  CA           92027           Single Family            20360801
Baltimore                                  MD           21226           Townhouse                20360901
Adamstown                                  MD           21710           PUD                      20360901
Manassas                                   VA           20109           Townhouse                20360901
PLAINFIELD                                 IL           60585           Single Family            20360801
Post Falls                                 ID           83854           PUD                      20360701
La Mesa                                    CA           91941           Single Family            20360901
San Francisco                              CA           94107           2-4 Family               20360901
San Jose                                   CA           95124           Single Family            20360901
LAS VEGAS                                  NV           89148           PUD                      20360901
Winter Haven                               FL           33884           PUD                      20360901
CORONA                                     CA           92883           Condominium              20360901
PHILADELPHIA                               PA           19132           Single Family            20360401
PLATTE CITY                                MO           64079           PUD                      20360901
LONE PINE                                  CA           93545           Single Family            20360901
HEDGESVILLE                                WV           25427           Single Family            20360501
WINCHESTER                                 CA           92596           Condominium              20360701
INGLEWOOD                                  CA           90305           Condominium              20360901
MIAMI                                      FL           33139           Condominium              20360801
CAPE CORAL                                 FL           33914           Single Family            20360701
INDIANAPOLIS                               IN           46201           2-4 Family               20360801
HYATTSVILLE                                MD           20782           Single Family            20360701
MIAMI                                      FL           33142           2-4 Family               20360801
TITUSVILLE                                 FL           32780           Single Family            20360701
NEW YORK                                   NY           10032           2-4 Family               20360701
LAHAINA                                    HI           96761           Condominium              20360801
FAIRFAX                                    VA           22031           Single Family            20360701
SPRING HILL                                FL           34609           Single Family            20360801
APACHE JUNCTION                            AZ           85220           PUD                      20360901
LITITZ                                     PA           17543           Single Family            20360701
BURLINGTON                                 NJ           8016            Single Family            20360701
WASHINGTON                                 DC           20008           Condominium              20360801
MESQUITE                                   NV           89027           PUD                      20360801
Orlando                                    FL           32821           Condominium              20360901
Orlando                                    FL           32821           Condominium              20360901
Winter Haven                               FL           33880           Single Family            20360701
LAS VEGAS                                  NV           89128           PUD                      20360801
Tucson                                     AZ           85705           2-4 Family               20360801
Las Vegas                                  NV           89108           Single Family            20360701
DUMFRIES                                   VA           22026           Single Family            20360701
Prineville                                 OR           97754           Single Family            20360701
PALM SPRINGS                               CA           92262           Condominium              20360801
ENCINITAS                                  CA           92007           Condominium              20360801
THORNTON                                   CO           80602           PUD                      20360601
MIAMI                                      FL           33174           Condominium              20360801
DERRY                                      NH           3038            Single Family            20360201
GRAND PRAIRIE                              TX           75050           Single Family            20360601
LYNN                                       MA           1902            Condominium              20360601
DETROIT                                    MI           48209           2-4 Family               20360501
ENGLEWOOD                                  FL           34224           Single Family            20360501
HOPE                                       RI           2831            Single Family            20360701
ARLINGTON                                  VA           22213           Single Family            20360801
FORT WALTON BEACH                          FL           32547           Single Family            20360401
SHAFTER                                    CA           93263           Single Family            20360701
BROOKLYN                                   NY           11234           2-4 Family               20360701
PHILADELPHIA                               PA           19131           Condominium              20360701
LOS ANGELES                                CA           90001           Single Family            20360801
ORLANDO                                    FL           32822           Single Family            20360901
NORTHPORT                                  AL           35473           PUD                      20360901
Missouri City                              TX           77489           PUD                      20360901
LISBON                                     NH           3585            Single Family            20360701
Las Vegas                                  NV           89135           PUD                      20360901
LANCASTER                                  CA           93551           Single Family            20360901
Caldwell                                   ID           83605           Single Family            20360701
CLEVELAND                                  OH           44103           Single Family            20360701
SILVER SPRING                              MD           20904           Single Family            20360801
San Antonio                                TX           78217           Single Family            20360701
Atlanta                                    GA           30316           Single Family            20360701
Hampton                                    GA           30228           Single Family            20360801
SACRAMENTO                                 CA           95822           Single Family            20360701
DOUGLASVILLE                               GA           30134           Single Family            20360601
SANTA ANA                                  CA           92703           Single Family            20360801
LA HABRA HEIGHTS                           CA           90631           Single Family            20360901
GYPSUM                                     CO           81637           Condominium              20350801
CARLSBAD                                   CA           92010           Condominium              20350901
EL MIRAGE                                  AZ           85335           PUD                      20350801
EL MIRAGE                                  AZ           85335           PUD                      20350801
LOWELL                                     MA           1852            2-4 Family               20350801
PEMBROKE PINES                             FL           33028           PUD                      20360801
LONG BEACH                                 CA           90813           Single Family            20360101
MERIDIAN                                   ID           83642           PUD                      20360201
SPRINGVALE                                 ME           4083            Single Family            20360301
LAS VEGAS                                  NV           89115           Single Family            20351101
ANTIOCH                                    CA           94509           2-4 Family               20360501
VISTA                                      CA           92083           Single Family            20360501
SANDY                                      UT           84094           Single Family            20360501
WINTER GARDEN                              FL           34787           PUD                      20360901
LAKESIDE                                   CA           92040           Single Family            20360701
FT WASHINGTON                              MD           20744           PUD                      20360701
Baltimore                                  MD           21202           Condominium              20360701
Glendale                                   AZ           85302           Single Family            20360701
Brooklyn                                   NY           11234           2-4 Family               20360901
Reynoldsburg                               OH           43068           Single Family            20360801
Jacksons Gap                               AL           36861           Single Family            20360301
Fountain Hills                             AZ           85268           Single Family            20360801
Gainesville                                VA           20155           PUD                      20360801
FARMINGTON                                 MI           48331           Single Family            20360901
Matawan                                    NJ           7747            Single Family            20360901
Las Vegas                                  NV           89101           Single Family            20360801
Stephens City                              VA           22655           PUD                      20360701
Powder Springs                             GA           30127           Single Family            20360701
Dundee                                     FL           33838           PUD                      20360801
Ocala                                      FL           34472           Condominium              20360501
Orlando                                    FL           32808           PUD                      20360601
DANVILLE                                   VA           24540           Single Family            20360701
Rathdrum                                   ID           83858           PUD                      20360701
Bridgeport                                 CA           93517           Single Family            20360801
Rathdrum                                   ID           83858           2-4 Family               20360701
Coeur D Alene                              ID           83814           2-4 Family               20360701
Rathdrum                                   ID           83858           PUD                      20360701
DENVER                                     CO           80207           Single Family            20360501
Hyattsville                                MD           20783           Single Family            20360701
VENICE                                     FL           34293           Single Family            20360701
Kissimmee                                  FL           34744           Single Family            20360701
Phenix City                                AL           36867           Single Family            20360501
Riverdale                                  GA           30274           Single Family            20360501
TAMPA                                      FL           33604           2-4 Family               20360701
Chicago                                    IL           60628           Single Family            20360601
Davie                                      FL           33325           Townhouse                20360701
Arlington                                  WA           98223           PUD                      20360601
Post Falls                                 ID           83854           2-4 Family               20360701
SIMPSONVILLE                               SC           29680           PUD                      20360701
Hayden                                     ID           83835           Single Family            20360701
Texas City                                 TX           77590           Single Family            20360801
Phoenix                                    AZ           85032           Single Family            20360801
Norwalk                                    CA           90650           Single Family            20360701
Post Falls                                 ID           83854           PUD                      20360701
Coeur D Alene                              ID           83814           2-4 Family               20360701
MARICOPA                                   AZ           85239           PUD                      20360801
ALPHARETTA                                 GA           30005           PUD                      20360901
FORT MILL                                  SC           29708           PUD                      20360901
MARIETTA                                   GA           30066           Single Family            20360901
MARIETTA                                   GA           30066           Single Family            20360901
LOGANVILLE                                 GA           30052           Single Family            20360901
COCONUT CREEK                              FL           33066           Condominium              20360901
WINDER                                     GA           30680           PUD                      20360901
LAND O LAKES                               FL           34638           PUD                      20360901
JACKSONVILLE                               FL           32259           PUD                      20360901
DAWSONVILLE                                GA           30534           Single Family            20360901
ROSWELL                                    GA           30076           PUD                      20360901
FERNANDINA BEACH                           FL           32034           Condominium              20360901
CLERMONT                                   FL           34711           PUD                      20360901
SAINT PETERSBURG                           FL           33705           Single Family            20360901
UNIT 102 BRADENTON                         FL           34202           Condominium              20360901
ALPHARETTA GA                              GA           30004           PUD                      20360901
PALM HARBOR                                FL           34685           PUD                      20360901
GAINESVILLE                                GA           30504           PUD                      20360901
ATLANTA                                    GA           30312           Condominium              20360901
GRAYSON                                    GA           30017           PUD                      20360901
LOGANVILLE                                 GA           30052           PUD                      20360901
NORCROSS                                   GA           30071           Condominium              20360901
LAWRENCEVILLE                              GA           30044           PUD                      20360901
NORCROSS                                   GA           30071           Condominium              20360901
TYRONE                                     GA           30290           Single Family            20360901
STONE MOUNTAIN                             GA           30087           PUD                      20360901
SUWANEE                                    GA           30024           PUD                      20360901
ACWORTH                                    GA           30102           Single Family            20360901
CONCORD                                    NC           28025           2-4 Family               20360901
HOLLY SPRINGS                              NC           27540           Single Family            20360901
VALRICO                                    FL           33594           PUD                      20360901
JACKSONVILLE                               FL           32210           Single Family            20360901
CORAL SPRINGS                              FL           33071           Condominium              20360901
DULUTH                                     GA           30096           PUD                      20360901
DULUTH                                     GA           30097           PUD                      20360901
MONROE                                     GA           30656           Single Family            20360901
RIVERVIEW                                  FL           33569           PUD                      20360901
TAMPA UNIT F32                             FL           33629           Condominium              20360901
MIRAMAR                                    FL           33027           PUD                      20360901
WEST PALM BEACH                            FL           33411           Condominium              20360901
FAYETTEVILLE                               GA           30215           PUD                      20360901
ORLANDO                                    FL           32811           Condominium              20360901
MILLEDGEVILLE                              GA           31061           Single Family            20360901
Baltimore                                  MD           21244           PUD                      20360801
Portola                                    CA           96122           Single Family            20360901
CASTLE ROCK                                CO           80109           Single Family            20360701
TRACY                                      CA           95377           PUD                      20360901
Dallas                                     TX           75241           Single Family            20360801
LOS ANGELES                                CA           90016           Single Family            20360801
Sacramento                                 CA           95833           PUD                      20360901
CAMPBELL                                   CA           95008           Single Family            20360901
CERES                                      CA           95307           Single Family            20360901
CO SPGS                                    CO           80918           Condominium              20360901
Springerville                              AZ           85938           Single Family            20360901
Sierra Vista                               AZ           85650           Single Family            20360901
PLAYA DEL REY                              CA           90293           Single Family            20360901
S SAN FRAN                                 CA           94080           Single Family            20360901
GARDEN GROVE                               CA           92840           Single Family            20360901
Jacksonville                               FL           32259           Condominium              20360901
Jupiter                                    FL           33458           PUD                      20360901
Jupiter                                    FL           33458           PUD                      20360901
SYLMAR                                     CA           91342           Single Family            20360901
Tamarac                                    FL           33321           PUD                      20360801
Manchester                                 NH           3102            2-4 Family               20360901
Tacoma                                     WA           98405           Single Family            20360901
Pontiac                                    MI           48340           Single Family            20360901
Englewood                                  NJ           7631            Single Family            20360901
Bristow                                    VA           20136           PUD                      20360901
Sacramento                                 CA           95833           Single Family            20360901
St Petersburg                              FL           33705           Townhouse                20360901
Inglewood                                  CA           90305           Single Family            20360901
PISMO BEACH                                CA           93449           2-4 Family               20360901
Dacula                                     GA           30019           Single Family            20360901
Fort Myers                                 FL           33913           PUD                      20360901
Fort Myers                                 FL           33913           PUD                      20360901
SILVER SPRING                              MD           20906           Condominium              20360901
Fort Myers                                 FL           33913           PUD                      20360901
Ocala                                      FL           34473           Single Family            20360901
Paradise Valley                            AZ           85253           Single Family            20360901
Palmetto Bay                               FL           33158           Single Family            20360901
Somers Point                               NJ           8244            Condominium              20360901
Fort Myers                                 FL           33913           PUD                      20360901
Fort Myers                                 FL           33913           PUD                      20360901
SANTA ANA                                  CA           92704           2-4 Family               20360901
Tracy                                      CA           95377           Single Family            20360901
Fort Myers                                 FL           33913           PUD                      20360901
OCEAN CITY                                 MD           21842           Single Family            20360901
Chino Hills                                CA           91709           Single Family            20360901
MONTCLAIR                                  CA           91763           PUD                      20360901
Fresno                                     CA           93725           Single Family            20360901
Joliet                                     IL           60435           Single Family            20360801
MEDFORD                                    NJ           8055            Single Family            20360901
FRANKTOWN                                  CO           80016           Single Family            20360901
SAN ANTONIO                                TX           78249           Single Family            20360901
GILBERT                                    AZ           85296           Single Family            20360901
Brunswick                                  GA           31525           Condominium              20360901
Powell                                     OH           43065           Condominium              20360901
FORT MYERS                                 FL           33913           PUD                      20360901
Apollo Beach                               FL           33572           PUD                      20360901
CAPE CORAL                                 FL           33914           PUD                      20360901
Santa Clarita                              CA           91354           PUD                      20360901
Bellevue                                   WA           98005           Single Family            20360901
Orlando                                    FL           32804           PUD                      20360901
Las Vegas                                  NV           89139           Single Family            20360901
ALCOA                                      TN           37701           Single Family            20360901
PAULDEN                                    AZ           86334           Single Family            20360901
Atlanta                                    GA           30310           Single Family            20360801
FALLS CHURCH                               VA           22043           Single Family            20360801
SAN DIEGO                                  CA           92131           PUD                      20360901
Mcdonough                                  GA           30253           PUD                      20360901
SAINT GEORGE                               UT           84770           Single Family            20360901
FREDERICK                                  MD           21701           Townhouse                20360801
Kansas City                                MO           64154           2-4 Family               20360801
Pompano Beach                              FL           33062           Condominium              20360901
BIG PINEY                                  WY           83113           Single Family            20360901
Charlotte                                  NC           28277           Single Family            20360901
Lebanon                                    OH           45036           Single Family            20360901
AUBREY                                     TX           76227           PUD                      20360901
Cumming                                    GA           30041           Single Family            20360901
GOODVIEW                                   VA           24095           Single Family            20360901
BRECKENRIDGE                               CO           80424           Single Family            20360901
DEERFIELD                                  NY           13502           Single Family            20360901
Las Vegas                                  NV           89139           PUD                      20360901
FORT MYERS                                 FL           33916           Single Family            20360701
DECATUR                                    GA           30034           Single Family            20360701
Breckenridge                               CO           80424           Single Family            20360901
North Las Vegas                            NV           89032           Single Family            20360901
CHESTER                                    IN           47374           Single Family            20360901
Phenix                                     CO           85027           Condominium              20360901
FALLBROOK                                  CA           92028           PUD                      20360901
Woodstock                                  GA           30189           Single Family            20360901
OAKLAND                                    CA           94602           Single Family            20360901
Rio Medina                                 TX           78066           Single Family            20360601
San Francisco                              CA           94115           2-4 Family               20360901
Mill Valley                                CA           94941           Single Family            20360901
KISSIMMEE                                  FL           34747           PUD                      20360801
Sun City Center                            FL           33573           PUD                      20360901
Aurora                                     CO           80016           PUD                      20360801
DUMFRIES                                   VA           22026           PUD                      20360801
Ladera Ranch Area                          CA           92694           PUD                      20360901
Upper Marlboro                             MD           20774           PUD                      20360801
Miami                                      FL           33174           Single Family            20360801
FREDERICK                                  MD           21704           PUD                      20360801
FT WASHINGTON                              MD           20744           PUD                      20360801
LOS ANGELES                                CA           91604           Single Family            20360801
Redington Beach                            FL           33708           Single Family            20360801
Naples                                     FL           34116           2-4 Family               20360801
DALLAS                                     TX           75230           Single Family            20360901
Mountain Center                            CA           92561           PUD                      20360901
QUEEN CREEK                                AZ           85242           PUD                      20360101
Sierra Madre                               CA           91024           Single Family            20361001
FORT MYERS BEACH                           FL           33931           Condominium              20360701
EL Monte                                   CA           91733           Single Family            20360901
Lake Wales                                 FL           33898           Single Family            20360901
Rancho Cucamonga                           CA           91730           Single Family            20360901
ALUM RIDGE                                 VA           24091           Single Family            20360801
COLUMBUS                                   OH           43219           Single Family            20360801
Frederick                                  MD           21702           PUD                      20360801
LOGANVILLE                                 GA           30052           Single Family            20360801
CORONA                                     CA           92880           Single Family            20360801
SEMINOLE                                   FL           33777           Single Family            20360801
Tolleson                                   AZ           85353           PUD                      20360701
SAINT AUGUSTINE                            FL           32080           Single Family            20360901
UPPER MARLBORO                             MD           20772           PUD                      20360801
Santa Rosa Beach                           FL           32459           Single Family            20360801
San Francisco                              CA           94117           2-4 Family               20360901
Miami Beach                                FL           33141           Single Family            20360901
Holden Beach                               NC           28462           Single Family            20360801
Arlington                                  TX           76015           PUD                      20360801
SOLON                                      OH           44139           PUD                      20360901
Hiram                                      GA           30141           Single Family            20360701
Sacramento                                 CA           95834           Single Family            20360901
COMPTON                                    CA           90222           2-4 Family               20360801
LAS VEGAS                                  NV           89110           PUD                      20360901
SOUTH WINDSOR                              CT           6074            Single Family            20360901
Toutle                                     WA           98649           Single Family            20360901
Newport Beach                              CA           92660           Single Family            20360901
Fort Washington                            MD           20744           PUD                      20360801
Maple Heights                              OH           44137           Single Family            20360801
MAPLEWOOD                                  MN           55109           Single Family            20360701
Henderson                                  NV           89044           PUD                      20360801
SCOTTSDALE                                 AZ           85259           PUD                      20360901
DENVER                                     CO           80206           Single Family            20360801
Palm Bay                                   FL           32909           Single Family            20360801
Houston                                    TX           77006           Condominium              20360801
COCONUT GROVE                              FL           33133           Single Family            20360901
Peoria                                     AZ           85383           Single Family            20360901
Santa Rosa Beach                           FL           32459           Single Family            20360801
San Francisco                              CA           94114           Single Family            20360901
Miami                                      FL           33131           Condominium              20360901
BOISE                                      ID           83705           Single Family            20360801
Walnut Creek                               CA           94597           Single Family            20360901
CLEVELAND                                  OH           44128           2-4 Family               20360801
Gibsonton                                  FL           33534           PUD                      20360901
Atlanta                                    GA           30315           Single Family            20360801
Phoenix                                    AZ           85051           Single Family            20360901
GLENN DALE                                 MD           20769           Single Family            20360801
Ocean City                                 NJ           8226            2-4 Family               20360801
Bowie                                      MD           20716           Single Family            20360801
TUCSON                                     AZ           85713           Single Family            20360801
AVONDALE                                   AZ           85323           Single Family            20360801
GARLAND                                    TX           75040           Single Family            20360801
Memphis                                    TN           38111           2-4 Family               20360701
Austell                                    GA           30168           Single Family            20360701
JACKSONVILLE                               FL           32244           Single Family            20360601
San Diego                                  CA           92127           Condominium              20360701
ATL                                        GA           30349           Townhouse                20360801
COVINGTON                                  KY           41018           Single Family            20360701
Baltimore                                  MD           21201           Condominium              20360801
ARLINGTON                                  MD           21215           Townhouse                20360801
Forney                                     TX           75126           2-4 Family               20360901
DECATUR                                    GA           30032           Single Family            20360701
Port Charlotte                             FL           33948           Single Family            20360701
COLUMBUS                                   OH           43232           Single Family            20360701
FORT WORTH                                 TX           76119           Single Family            20360701
Lathrop                                    CA           95330           Single Family            20360901
LAWRENCEVILLE                              GA           30045           PUD                      20360601
EUCLID                                     OH           44123           Single Family            20360701
Lancaster                                  CA           93535           Single Family            20360801
Lancaster                                  CA           93535           Single Family            20360801
ALABASTER                                  AL           35007           PUD                      20360701
JACKSONVILLE                               FL           32218           PUD                      20360901
STANWOOD                                   WA           98292           Single Family            20360901
DIAMOND BAR                                CA           91765           Condominium              20360901
REDLANDS                                   CA           92374           Single Family            20361001
TUCSON                                     AZ           85730           PUD                      20360901
NAVARRE                                    FL           32566           Single Family            20360901
NAVARRE                                    FL           32566           PUD                      20360901
LODI                                       CA           95242           Single Family            20360901
IRONWOOD                                   MI           49938           Single Family            20361001
PFLUGERVILLE                               TX           78660           PUD                      20360901
FORT COLLINS                               CO           80526           PUD                      20361001
BAINBRIDGE ISLAND                          WA           98110           Single Family            20360701
CORNELIUS                                  NC           28031           Single Family            20360501
WIMAUMA                                    FL           33598           Single Family            20360601
NAPLES                                     FL           34120           Single Family            20360501
BALTIMORE                                  MD           21205           Single Family            20360901
WOODSTOCK                                  GA           30189           PUD                      20361001
HATTIESBURG                                MS           39401           Single Family            20360801
ORLANDO                                    FL           32837           PUD                      20360701
LA MESA                                    CA           91942           Condominium              20360901
GRAND TERRACE                              CA           92313           Single Family            20360801
CONCORD                                    CA           94520           Single Family            20360801
BOWLING GREEN                              KY           42104           Single Family            20360901
RADCLIFF                                   KY           40160           Single Family            20360901
STAMFORD                                   CT           6905            Condominium              20360801
HAYDEN                                     ID           83835           PUD                      20360801
INDIO                                      CA           92201           PUD                      20360901
LA QUINTA                                  CA           92253           PUD                      20360901
FRANKLIN                                   TN           37064           Single Family            20360801
VENTURA                                    CA           93001           Single Family            20360801
SUN CITY                                   AZ           85375           Single Family            20360901
CLERMONT                                   FL           34711           2-4 Family               20360901
PHOENIX                                    AZ           85020           Single Family            20361001
DENVER                                     CO           80239           PUD                      20360801
RIDGECREST                                 CA           93555           Single Family            20360901
CHOWCHILLA                                 CA           93610           Single Family            20360901
CHARLESTON                                 SC           29407           Single Family            20361001
DESTIN                                     FL           32550           PUD                      20360901
NAPLES                                     FL           34109           Condominium              20360901
MANSFIELD                                  TX           76063           Single Family            20361001
SAINT GEORGE                               UT           84790           Single Family            20360901
ORLANDO                                    FL           32805           Single Family            20360901
CASTROVILLE                                CA           95012           Single Family            20360901
LAKELAND                                   FL           33803           Single Family            20360901
LAS VEGAS                                  NV           89178           PUD                      20360901
FONTANA                                    CA           92336           PUD                      20360901
CLERMONT                                   FL           34711           Single Family            20361001
RUSHVILLE                                  IN           46173           Single Family            20361001
PORTLAND                                   ME           4102            Single Family            20360701
FARMINGTON                                 MI           48336           Single Family            20360701
ANNANDALE                                  VA           22003           Condominium              20360701
THORNTON                                   CO           80229           Single Family            20360701
WASHINGTON                                 DC           20002           2-4 Family               20360701
Montgomery                                 AL           36110           Single Family            20360701
STATE COLLEGE                              PA           16803           Condominium              20360801
AUSTIN                                     TX           78753           Single Family            20360901
Chicago                                    IL           60621           2-4 Family               20360801
DENVER                                     CO           80223           Single Family            20360701
Lawrenceville                              GA           30045           PUD                      20360701
Barstow                                    CA           92311           Single Family            20360701
LAS VEGAS                                  NV           89104           Single Family            20360701
Chula Vista                                CA           91914           PUD                      20360901
FERNANDINA BEACH                           FL           32034           Condominium              20360701
Lawrenceville                              GA           30045           Single Family            20360701
Brentwood                                  CA           94513           Single Family            20360801
Pontiac                                    MI           48342           Single Family            20360701
East Point                                 GA           30344           Single Family            20360701
Coeur D Alene                              ID           83815           PUD                      20360701
ARLINGTON                                  VA           22204           Single Family            20360801
STOUGHTON                                  MA           2072            Single Family            20360901
ENGLEWOOD                                  CO           80111           PUD                      20360701
Northridge                                 CA           91326           PUD                      20360801
Martinez                                   CA           94553           Single Family            20360801
IRVINGTON TOWNSHIP                         NJ           7111            Single Family            20360801
Watauga                                    TX           76148           Single Family            20360801
PLEASANTON                                 CA           94566           Single Family            20360601
Apopka                                     FL           32703           PUD                      20360601
FOUNTAIN                                   CO           80817           2-4 Family               20360901
ENGLEWOOD                                  FL           34224           Single Family            20360901
Littleton                                  CO           80127           Single Family            20360901
Avon                                       IN           46123           PUD                      20360901
AVON                                       IN           46123           PUD                      20360901
Avon                                       IN           46123           Single Family            20360901
North Lauderdale                           FL           33068           Single Family            20360901
Newark                                     OH           43055           2-4 Family               20360901
Las Vegas                                  NV           89148           PUD                      20360901
ANAHEIM                                    CA           92806           Single Family            20360901
Oceanside                                  CA           92054           Single Family            20360701
SCOTTSDALE                                 AZ           85254           Single Family            20360901
DACULA                                     GA           30019           PUD                      20360901
GILBERT                                    AZ           85296           PUD                      20360901
TALLAHASSEE                                FL           32305           Single Family            20360901
CONCORD                                    CA           94518           Single Family            20360901
LOS ANGELES                                CA           90026           2-4 Family               20360901
CASTLE ROCK                                CO           80104           PUD                      20360901
North Las Vegas                            NV           89031           PUD                      20360901
COLUMBUS                                   IN           47203           Single Family            20360901
Tucson                                     AZ           85711           2-4 Family               20360901
Chula Vista                                CA           91914           PUD                      20360901
Wilmington                                 NC           28409           PUD                      20360901
Phoenix                                    AZ           85085           PUD                      20360901
Jupiter                                    FL           33458           Condominium              20360801
Naples                                     FL           34104           PUD                      20360801
MYRTLE BEACH                               SC           29577           Single Family            20360901
RANCHO CORDOVA                             CA           95742           PUD                      20360901
St Petersburg                              FL           33711           Single Family            20360901
LOS ANGELES                                CA           91602           Single Family            20360901
WILM                                       NC           28412           PUD                      20360901
AUSTIN                                     TX           78750           Single Family            20360901
CLINTON                                    CT           6413            Single Family            20360901
Pinellas Park                              FL           33781           PUD                      20360901
Miami                                      FL           33193           Condominium              20360801
TAMPA                                      FL           33610           Single Family            20360901
Broomfield                                 CO           80020           PUD                      20360901
NASHVILLE                                  TN           37221           Single Family            20360901
Reno                                       NV           89523           Single Family            20360901
Madera                                     CA           93637           Single Family            20360901
Mesa                                       AZ           85213           Single Family            20360901
LEHIGH                                     FL           33971           Single Family            20360901
RANCHO SANTA MARGARITA                     CA           92688           PUD                      20360901
LAKE FOREST                                CA           92630           Condominium              20360901
San Ramon                                  CA           94582           PUD                      20360901
SAN JUAN CAPISTRANO                        CA           92675           PUD                      20360701
Parkland                                   FL           33067           PUD                      20360901
Stephens City                              VA           22655           Single Family            20360901
Woodbridge                                 VA           22193           Single Family            20360901
HERNDON                                    VA           20170           PUD                      20360901
Everett                                    WA           98208           PUD                      20360801
BLOOMING GROVE                             NY           10950           Single Family            20360801
Warrenton                                  VA           20186           PUD                      20360801
Fontana                                    CA           92337           Single Family            20360901
Burbank                                    CA           91505           Single Family            20360901
Reseda                                     CA           91335           Single Family            20360801
Phoenix                                    AZ           85050           Condominium              20360801
Bakersfield                                CA           93311           Single Family            20360801
Lake Stevens                               WA           98258           Single Family            20360801
Cave Creek                                 AZ           85331           Single Family            20360801
Cropwell                                   AL           35054           Single Family            20360801
Everett                                    WA           98204           PUD                      20360801
Vernon Hills                               IL           60061           Single Family            20360801
Redmond                                    WA           98052           Single Family            20360901
Richmond                                   VA           23223           Condominium              20360801
Stockton                                   CA           95212           Single Family            20360801
Palmdale                                   CA           93550           Single Family            20360801
Costa Mesa                                 CA           92627           Single Family            20360801
Flushing                                   NY           11355           Condominium              20360901
San Francisco                              CA           94116           Single Family            20360901
Pomona                                     CA           91766           PUD                      20360801
Seattle                                    WA           98126           Condominium              20360901
Orlando                                    FL           32822           Condominium              20360701
ANGWIN                                     CA           94508           Single Family            20320601
Plantation                                 FL           33317           Single Family            20360901
Tampa                                      FL           33616           PUD                      20360801
Fredericksburg                             VA           22401           PUD                      20360801
EL MACERO                                  CA           95618           Single Family            20320501
SANTA ROSA                                 CA           95409           Single Family            20320601
PEARLAND                                   TX           77583           PUD                      20320801
FULLERTON                                  CA           92835           Single Family            20320701
Riverside                                  CA           92507           PUD                      20360801
Cathedral City                             CA           92234           Single Family            20360801
Pomona                                     CA           91766           Single Family            20360701
Purcellville                               VA           20132           PUD                      20360801
Palmdale                                   CA           93552           Single Family            20360801
Waldorf                                    MD           20601           PUD                      20360801
Haymarket                                  VA           20169           PUD                      20360801
Lancaster                                  CA           93536           Single Family            20360801
Saint Louis                                MO           63125           Single Family            20360801
Temple City                                CA           91780           Single Family            20360801
Sunland Area                               CA           91040           Single Family            20360801
Oxnard                                     CA           93036           Condominium              20360801
Vashon                                     WA           98070           Single Family            20360801
Chantilly                                  VA           20151           PUD                      20360801
Saint Louis                                MO           63304           2-4 Family               20360601
SUNNY ISLES BEACH                          FL           33160           Condominium              20360801
GRANTS PASS                                OR           97526           Single Family            20360701
LOS ANGELES CALABASAS ARE                  CA           91302           PUD                      20360501
LINDA                                      CA           95901           Single Family            20360701
SANTA ANA                                  CA           92704           Single Family            20360501
RICHMOND                                   CA           94806           PUD                      20360401
CENTENNIAL                                 CO           80111           Single Family            20360101
CLEARWATER                                 FL           33764           Condominium              20360501
MARIETTA                                   GA           30066           Single Family            20360701
Los Angeles                                CA           90065           2-4 Family               20360901
SEATTLE                                    WA           98103           Single Family            20360801
Los Angeles                                CA           90029           Single Family            20360701
Needham                                    MA           2492            Single Family            20360801
Los Angeles                                CA           90016           Condominium              20360701
Puyallup                                   WA           98373           Single Family            20360701
Annapolis                                  MD           21401           Single Family            20360801
Hampton                                    NH           3842            Single Family            20360801
Groveland                                  FL           34736           Single Family            20360701
Mooresville                                NC           28117           Single Family            20360901
MOBILE                                     AL           36619           Single Family            20360901
Simi Valley                                CA           93063           Single Family            20360801
Seattle                                    WA           98107           Condominium              20360801
Stockton                                   CA           95209           Single Family            20360801
PATTERSON                                  NY           10509           Single Family            20360701
Murphys                                    CA           95247           PUD                      20360701
Greenwood                                  MN           55331           Single Family            20360601
Pasadena                                   CA           91101           Condominium              20360801
STAFFORD                                   VA           22554           Single Family            20360901
Palmdale                                   CA           93550           Single Family            20360901
Charlottesville                            VA           22903           Single Family            20360801
NORTH LAS VEGAS                            NV           89084           PUD                      20360901
Gilbert                                    AZ           85234           PUD                      20360701
ACCOKEEK                                   MD           20607           Single Family            20360901
District Heights                           MD           20747           Single Family            20360701
Bowie                                      MD           20720           PUD                      20360801
Manassas                                   VA           20112           PUD                      20360901
BROOKLINE                                  MA           2446            2-4 Family               20360301
KAMUELA                                    HI           96743           Condominium              20360301
BYFIELD                                    MA           1922            Single Family            20360901
DENVER                                     CO           80206           PUD                      20360801
BOTHELL                                    WA           98012           Single Family            20360901
West Palm Beach                            FL           33401           PUD                      20360701
Portola Valley                             CA           94028           Single Family            20360701
ARLINGTON                                  VA           22202           Single Family            20360901
BURR RIDGE                                 IL           60527           Single Family            20360901
MERCER ISLAND                              WA           98040           Single Family            20360801
Charlotte                                  NC           28226           Single Family            20360801
Corona                                     CA           92882           Single Family            20360801
Las Vegas                                  NV           89118           Condominium              20360801
Jersey City                                NJ           7304            2-4 Family               20360801
EVANSTON                                   IL           60201           Condominium              20360801
SEDONA                                     AZ           86336           Single Family            20360901
Las Vegas                                  NV           89123           Single Family            20360801
BRECKENRIDGE                               CO           80424           Single Family            20360701
South San Francisco                        CA           94080           Single Family            20360901
Birmingham                                 MI           48009           Single Family            20360901
HICKORY HILLS                              IL           60457           Single Family            20360901
NAPERVILLE                                 IL           60564           Single Family            20360901
CHICAGO                                    IL           60634           Single Family            20360901
ROMEOVILLE                                 IL           60446           Single Family            20360901
HANOVER PARK                               IL           60133           Single Family            20360901
OSWEGO                                     IL           60543           Single Family            20360901
HAMPSHIRE                                  IL           60140           Single Family            20360901
OSWEGO                                     IL           60543           Single Family            20360901
ORLAND PARK                                IL           60462           Condominium              20360901
PALOS HEIGHTS                              IL           60463           Single Family            20360801
GLENVIEW                                   IL           60025           Single Family            20360901
CHICAGO                                    IL           60652           Single Family            20360901
NAPERVILLE                                 IL           60564           Single Family            20360901
BERWYN                                     IL           60402           2-4 Family               20360901
OAK PARK                                   IL           60302           Condominium              20360901
SKOKIE                                     IL           60076           Single Family            20360901
CHICAGO                                    IL           60634           Single Family            20360901
WHEELING                                   IL           60090           Condominium              20360901
CHICAGO                                    IL           60622           2-4 Family               20360901
CHICAGO                                    IL           60652           Single Family            20360901
BURBANK                                    IL           60459           Single Family            20360901
WHEELING                                   IL           60090           Condominium              20360901
CHERRY VALLEY                              IL           61016           Condominium              20360901
CHICAGO                                    IL           60610           Condominium              20360901
NAPERVILLE                                 IL           60563           Townhouse                20360901
WILLOW SPRINGS                             IL           60480           Single Family            20360901
BUFFALO GROVE                              IL           60089           Condominium              20360901
ROMEOVILLE                                 IL           60446           Single Family            20360901
CHICAGO                                    IL           60629           2-4 Family               20360901
CHICAGO                                    IL           60656           Condominium              20360901
ELMHURST                                   IL           60126           Single Family            20360901
CHICAGO                                    IL           60657           2-4 Family               20360901
MOUNT PROSPECT                             IL           60056           Condominium              20360901
CHICAGO                                    IL           60639           2-4 Family               20360901
LISLE                                      IL           60532           Condominium              20360801
ROMEOVILLE                                 IL           60446           Condominium              20360901
CHICAGO                                    IL           60652           Single Family            20360901
HAINESVILLE                                IL           60073           Condominium              20360901
WHEATON                                    IL           60187           Single Family            20360801
SANDWICH                                   IL           60548           Single Family            20360901
PLAINFIELD                                 IL           60544           Single Family            20360801
NORTH AURORA                               IL           60542           Single Family            20360901
AURORA                                     IL           60504           Single Family            20360901
MILWAUKEE                                  WI           53212           Condominium              20360801
CHICAGO                                    IL           60638           Condominium              20360901
CHICAGO                                    IL           60609           2-4 Family               20360901
CHICAGO                                    IL           60614           2-4 Family               20360801
ARLINGTON HEIGHTS                          IL           60004           Single Family            20360901
CHICAGO                                    IL           60638           Single Family            20360901
CHICAGO                                    IL           60607           Condominium              20360901
CHICAGO                                    IL           60634           Condominium              20360901
CHICAGO                                    IL           60638           Condominium              20360801
PANAMA CITY BEACH                          FL           32413           Condominium              20360801
LYONS                                      IL           60534           Single Family            20360901
CHICAGO                                    IL           60616           Condominium              20360801
NORTHBROOK                                 IL           60062           Single Family            20360901
CHICAGO                                    IL           60634           Condominium              20360801
Tracy                                      CA           95377           Single Family            20360701
Los Angeles                                CA           90011           2-4 Family               20360801
Riverside                                  CT           6878            Single Family            20360801
UNION CITY                                 NJ           7087            Condominium              20360901
SEATTLE                                    WA           98126           Single Family            20360901
La Puente                                  CA           91744           Single Family            20360801
NAPLES                                     FL           34109           PUD                      20360901
WARWICK                                    RI           2888            Single Family            20360901
ORADELL                                    NJ           7649            Single Family            20361001
BELLEVUE                                   WA           98007           Single Family            20360901
PHOENIX                                    AZ           85048           PUD                      20360901
BONITA SPRINGS                             FL           34134           Condominium              20361001
DESTIN                                     FL           32541           Condominium              20360901
TRIANGLE                                   VA           22172           PUD                      20360801
Reston                                     VA           20191           PUD                      20360801
DUCK                                       NC           27949           Single Family            20351101
OXNARD                                     CA           93033           Single Family            20360801
MIDDLETOWN                                 MD           21769           Single Family            20360701
ORLANDO                                    FL           32837           PUD                      20360901
ORLANDO                                    FL           32821           PUD                      20360901
CEDARHURST                                 NY           11516           Single Family            20360901
Clear Lake                                 MN           55319           Single Family            20360901
PALM CITY                                  FL           34990           Single Family            20360901
Totowa                                     NJ           7512            Single Family            20360901
DALLAS                                     TX           75217           Single Family            20360901
Avon                                       IN           46123           PUD                      20360901
Indianapolis                               IN           46234           PUD                      20360901
LAS VEGAS                                  NV           89148           Townhouse                20360901
ELMHURST                                   IL           60126           Single Family            20360901
INGLEWOOD                                  CA           90305           Single Family            20360901
WEST VALLEY CITY                           UT           84120           Single Family            20360901
Orlando                                    FL           32835           Condominium              20360801
STAFFORD                                   VA           22554           Single Family            20360801
CHANDLER                                   AZ           85249           PUD                      20360901
GRANADA HILLS                              CA           91344           Single Family            20360901
North Myrtle Beach                         SC           29582           Condominium              20360801
MCLEAN                                     VA           22101           Single Family            20360901
HAYWARD                                    CA           94541           Single Family            20360901
GRANADA HILLS                              CA           91344           Single Family            20360401
Scottsdale                                 AZ           85251           Single Family            20360901
Sacramento                                 CA           95833           PUD                      20360901
Sacramento                                 CA           95833           PUD                      20360901
Randallstown                               MD           21133           Single Family            20360801
Murfreesboro                               TN           37130           Townhouse                20360801
Stuart                                     FL           34994           Condominium              20360801
Lake Mary                                  FL           32746           Condominium              20360801
Lake Mary                                  FL           32746           Condominium              20360801
Phoenix                                    AZ           85032           Condominium              20360801
Phoenix                                    AZ           85032           Condominium              20360801
Midland                                    MI           48640           Condominium              20360701
COTO DE CAZA                               CA           92679           PUD                      20360901
CHANDLER HEIGHTS                           AZ           85242           Single Family            20360901
DENVER                                     CO           80207           Single Family            20360901
HEBER CITY                                 UT           84032           Single Family            20360801
Davie                                      FL           33330           PUD                      20360901
Encino                                     CA           91316           Single Family            20360901
SPRINGDALE                                 AR           72764           Single Family            20360901
SPRINGDALE                                 AR           72764           Single Family            20360901
SPRINGDALE                                 AR           72764           Single Family            20360901
RANCHO CORDOVA                             CA           95670           Single Family            20360901
Lorain                                     OH           44052           2-4 Family               20360901
Laguna Hills                               CA           92653           PUD                      20360901
MARANA                                     AZ           85653           PUD                      20360901
Fort Myers                                 FL           33913           PUD                      20360901
LYNN                                       MA           1902            Single Family            20360901
Mitchellville                              MD           20721           PUD                      20360801
Riverside                                  CA           92508           PUD                      20360901
Lehigh Acres                               FL           33972           Single Family            20360701
Stafford                                   VA           22554           PUD                      20360801
Escondido                                  CA           92027           PUD                      20360801
SCOTTSDALE                                 AZ           85251           Condominium              20360901
MIAMI BEACH                                FL           33139           Condominium              20360901
Riverside                                  CA           92508           PUD                      20360801
Atlanta                                    GA           30306           Single Family            20360901
LAS VEGAS                                  NV           89113           Condominium              20360801
ATLANTA                                    GA           30329           Single Family            20360901
Fremont                                    CA           94538           Single Family            20360901
Kihei                                      HI           96753           Single Family            20360901
Studio City                                CA           91604           Single Family            20360901
WEED                                       CA           96094           Single Family            20360901
NEW HAVEN                                  CT           6511            Single Family            20360901
Nokesville                                 VA           20181           Single Family            20360801
FAIRVIEW                                   TX           75069           PUD                      20360901
PLANTATION                                 FL           33317           Single Family            20360901
Fuquay Varina                              NC           27526           Single Family            20360901
Vacaville                                  CA           95688           Single Family            20360901
Laurel                                     MD           20707           PUD                      20360801
ALEXANDRIA                                 VA           22309           Single Family            20360901
Upper Marlboro                             MD           20772           PUD                      20360801
Indian Head                                MD           20640           PUD                      20360801
Gainesville                                VA           20155           Single Family            20360801
Upper Marlboro                             MD           20774           Townhouse                20360801
Upper Marlboro                             MD           20774           PUD                      20360801
RANDOLPH                                   NJ           7869            Single Family            20360901
NEWARK                                     CA           94560           Single Family            20360901
CONYERS                                    GA           30094           PUD                      20360901
BOCA RATON                                 FL           33486           Single Family            20360901
DOUGLASVILLE                               GA           30135           PUD                      20360901
UNION CITY                                 GA           30291           PUD                      20360901
NORCROSS                                   GA           30092           Single Family            20360901
VILLA RICA                                 GA           30180           PUD                      20360901
ATLANTA                                    GA           30342           Condominium              20360901
TAMPA                                      FL           33611           Condominium              20360901
ORLANDO                                    FL           32806           Single Family            20360901
LAKELAND                                   FL           33810           PUD                      20360901
DECATUR                                    GA           30032           PUD                      20360901
HOLLY SPRINGS                              NC           27540           PUD                      20360901
PUNTA GORDA                                FL           33950           Single Family            20360901
ATLANTA                                    GA           30318           Single Family            20360901
MARIETTA                                   GA           30008           PUD                      20360901
PEACHTREE CITY                             GA           30269           PUD                      20360901
RIVERVIEW                                  FL           33569           PUD                      20360901
ATLANTA                                    GA           30316           Single Family            20360901
SANDY SPRINGS                              GA           30342           Single Family            20360901
JONESBORO                                  GA           30238           Single Family            20360901
ATLANTA                                    GA           30345           Condominium              20360901
WAKE FOREST                                NC           27587           Single Family            20360901
MINERAL BLUFF                              GA           30559           PUD                      20360901
KISSIMMEE                                  FL           34746           Condominium              20360901
LITHIA                                     FL           33547           Single Family            20360901
MELBOURNE                                  FL           32940           Condominium              20360901
ALPHARETTA                                 GA           30004           Single Family            20360901
TAMPA                                      FL           33647           PUD                      20360901
LAWRENCEVILLE                              GA           30043           PUD                      20360901
DACULA                                     GA           30019           Single Family            20360901
MARIETTA                                   GA           30060           Single Family            20360901
ORLANDO                                    FL           32811           Condominium              20360901
DULUTH                                     GA           30096           PUD                      20360901
MARIETTA                                   GA           30068           Single Family            20360901
CAPE CORAL                                 FL           33904           Single Family            20360901
TAMPA                                      FL           33606           Single Family            20360801
HOLMES BEACH                               FL           34217           Single Family            20360901
ROSWELL                                    GA           30076           PUD                      20360101
CUMMING                                    GA           30040           PUD                      20360901
ALPHARETTA                                 GA           30004           Condominium              20360201
MIAMI BEACH                                FL           33139           Condominium              20360701
CHAMBLEE                                   GA           30341           Condominium              20360701
LAKE WORTH                                 FL           33460           Single Family            20360601
LILBURN                                    GA           30047           Single Family            20360401
FORT MILL                                  SC           29715           PUD                      20360901
KENNESAW                                   GA           30152           PUD                      20360501
WEST PALM BEACH                            FL           33407           Single Family            20360501
CHARLOTTE                                  NC           28210           Condominium              20360901
STUART                                     FL           34997           PUD                      20360501
CHARLOTTE                                  NC           28215           PUD                      20360601
ANDERSON                                   SC           29621           Single Family            20360901
JUPITER                                    FL           33477           PUD                      20360701
RALEIGH                                    NC           27616           PUD                      20360901
TAMPA                                      FL           33647           PUD                      20360701
GARNER                                     NC           27529           Single Family            20360701
MARIETTA                                   GA           30060           PUD                      20360701
RALEIGH                                    NC           27606           PUD                      20360901
DORAL                                      FL           33166           Condominium              20360701
SMYRNA                                     GA           30082           Single Family            20360701
RALEIGH                                    NC           27614           PUD                      20360901
LONGWOOD                                   FL           32750           Single Family            20360701
UNION CITY                                 GA           30291           PUD                      20360901
ORLANDO                                    FL           32836           Condominium              20360901
LOCUST GROVE                               GA           30248           Single Family            20360701
NORCROSS                                   GA           30092           Condominium              20360801
JACKSONVILLE                               FL           32250           Condominium              20360801
DELTONA                                    FL           32725           PUD                      20360701
ATLANTA                                    GA           30315           Single Family            20360901
POMPANO BEACH                              FL           33065           Condominium              20360801
ACWORTH                                    GA           30101           PUD                      20360701
ATLANTA                                    GA           30310           Single Family            20360801
PONTE VEDRA BEACH                          FL           32082           Condominium              20360901
BONITA SPRINGS                             FL           34135           Condominium              20360801
SAINT AUGUSTINE                            FL           32095           PUD                      20360901
OLDSMAR                                    FL           34677           PUD                      20360701
HIGHLANDS                                  NC           28741           Single Family            20360801
TEGA CAY                                   SC           29708           Single Family            20360901
CHARLOTTE                                  NC           28215           Condominium              20360801
RALEIGH                                    NC           27603           Single Family            20360901
LONGWOOD                                   FL           32779           PUD                      20360801
ORLANDO                                    FL           32819           PUD                      20360801
FAYETEVILLE                                GA           30215           PUD                      20360801
CUMMING                                    GA           30040           PUD                      20360901
SAINT PETERSBURG                           FL           33710           Condominium              20360801
ATLANTA                                    GA           30307           2-4 Family               20360901
CHARLOTTE                                  NC           28207           Single Family            20360901
DACULA                                     GA           30019           Single Family            20360801
STALLINGS                                  NC           28104           PUD                      20360801
ORANGE PARK                                FL           32003           PUD                      20360901
PANAMA CITY BEACH                          FL           32413           Condominium              20360801
MARIETTA                                   GA           30067           Condominium              20360801
ATLANTA                                    GA           30309           Condominium              20360801
MARIETTA                                   GA           30064           Single Family            20360901
FORT MYERS                                 FL           33907           Condominium              20360801
LITHONIA                                   GA           30058           Single Family            20360901
TALLAHASSEE                                FL           32301           Condominium              20360901
STONE MOUNTAIN                             GA           30083           PUD                      20360801
UNIT 15, BRADENTON                         FL           34202           Condominium              20360901
DECATUR                                    GA           30032           Single Family            20360901
COVINGTON                                  GA           30014           Single Family            20360901
MATTHEWS                                   NC           28105           PUD                      20360901
GASTONIA                                   NC           28052           PUD                      20360901
HOLLYWOOD                                  FL           33021           Condominium              20360801
DECATUR                                    GA           30032           Single Family            20360901
LAND O'LAKES                               FL           34639           PUD                      20360901
DORAL                                      FL           33166           Condominium              20360901
ATLANTA                                    GA           30350           Single Family            20360901
DAWSONVILLE                                GA           30534           PUD                      20360901
WAXHAW                                     NC           28173           Single Family            20360901
ATLANTA                                    GA           30328           Single Family            20360901
#2216 TAMPA                                FL           33602           Condominium              20360901
CHAMPIONS GATE                             FL           33896           Condominium              20360901
ATLANTA                                    GA           30327           Single Family            20360801
SUNRISE                                    FL           33323           Single Family            20360901
WOODSTOCK                                  GA           30189           PUD                      20360901
ORLANDO                                    FL           32801           Condominium              20360901
LUTZ                                       FL           33559           PUD                      20360801
CHARLOTTE                                  NC           28227           PUD                      20360901
WILLIAMSON                                 GA           30292           Single Family            20360901
MORRISVILLE                                NC           27560           PUD                      20360901
TAMPA                                      FL           33629           Single Family            20360901
RALEIGH                                    NC           27613           PUD                      20360901
RALEIGH                                    NC           27613           PUD                      20360901
RALEIGH                                    NC           27612           PUD                      20360901
CARY                                       NC           27519           PUD                      20360901
RALEIGH                                    NC           27612           PUD                      20360901
RALEIGH                                    NC           27613           PUD                      20360901
RALEIGH                                    NC           27614           PUD                      20360901
GRAYSON                                    GA           30017           Single Family            20360901
ATLANTA                                    GA           30316           Single Family            20360901
DELRAY BEACH                               FL           33444           Single Family            20360901
DOUGLASVILLE                               GA           30134           Single Family            20360801
WAXHAW                                     NC           28173           PUD                      20360901
OAKLAND PARK                               FL           33334           Condominium              20360801
STOCKBRIDGE                                GA           30281           PUD                      20360901
ATLANTA                                    GA           30307           2-4 Family               20360901
LAWRENCEVILLE                              GA           30045           PUD                      20360901
CUMMING                                    GA           30040           PUD                      20360901
ATLANTA                                    GA           30306           Condominium              20360901
CONYERS                                    GA           30094           Single Family            20360901
ATLANTA                                    GA           30309           Condominium              20360901
ALPHARETTA                                 GA           30004           PUD                      20360901
CORAL SPRINGS                              FL           33071           Single Family            20360901
VILLA RICA                                 GA           30180           PUD                      20360901
CANTON                                     GA           30115           PUD                      20360901
SENOIA                                     GA           30276           PUD                      20360901
TARPON SPRINGS                             FL           34688           PUD                      20360901
RIVERVIEW                                  FL           33569           Condominium              20360901
ATLANTA                                    GA           30318           PUD                      20360901
ORLANDO                                    FL           32822           PUD                      20360901
FORT LAUDERDALE                            FL           33304           Single Family            20360901
PLANT CITY                                 FL           33563           PUD                      20360901
TAMPA                                      FL           33647           PUD                      20360901
LAWRENCEVILLE                              GA           30044           PUD                      20360901
PLANT CITY                                 FL           33563           PUD                      20360901
DULUTH                                     GA           30097           PUD                      20360901
STATHAM                                    GA           30666           Single Family            20360901
ALPHARETTA                                 GA           30004           PUD                      20360901
COOPER CITY                                FL           33328           Single Family            20360901
MIRAMAR                                    FL           33027           PUD                      20360901
ATHENS                                     GA           30601           Single Family            20360901
ATLANTA                                    GA           30328           Condominium              20360901
APOPKA                                     FL           32712           PUD                      20360901
PEMBROKE PINES                             FL           33026           PUD                      20360901
UNIT 1-D,SARASOTA                          FL           34237           Condominium              20360901
ATHENS                                     GA           30605           Single Family            20360901
DELTONA                                    FL           32738           Single Family            20360901
CONYERS                                    GA           30094           Single Family            20360901
JACKSONVILLE                               FL           32217           PUD                      20360901
BOCA RATON                                 FL           33431           PUD                      20360901
LOCUST GROVE                               GA           30248           Single Family            20360901
SMYRNA                                     GA           30080           Single Family            20360901
LAKELAND                                   FL           33810           PUD                      20360901
PINELLAS PARK                              FL           33782           Single Family            20360901
104F CUMMING                               GA           30041           Condominium              20360901
DORAVILLE                                  GA           30340           Single Family            20360901
ORLANDO                                    FL           32835           PUD                      20360901
LOGANVILLE                                 GA           30052           PUD                      20360901
CHARLOTTE                                  NC           28209           Condominium              20360901
CORNELIUS                                  NC           28031           PUD                      20360901
CUMMING                                    GA           30041           PUD                      20360901
HIALEAH GARDENS                            FL           33018           Single Family            20360901
PLANT CITY                                 FL           33563           PUD                      20360901
LOGANVILLE                                 GA           30052           PUD                      20360901
SUNRISE                                    FL           33351           Condominium              20360901
CLERMONT                                   GA           30527           Single Family            20360901
ROSWELL                                    GA           30075           PUD                      20360901
ATLANTA                                    GA           30309           Single Family            20360901
LAKELAND                                   FL           33813           Single Family            20360901
TARPON SPRINGS                             FL           34689           PUD                      20360901
REDINGTON SHORES                           FL           33708           Condominium              20360901
GRANTVILLE                                 GA           30220           PUD                      20360901
SMYRNA                                     GA           30082           Townhouse                20360901
ATLANTA                                    GA           30309           Condominium              20360901
PEACHTREE CITY                             GA           30269           Single Family            20360901
ATLANTA                                    GA           30307           Single Family            20360901
LAWRENCEVILLE                              GA           30045           PUD                      20360901
TAVARES                                    FL           32778           PUD                      20360901
RIVERVIEW                                  FL           33569           PUD                      20360901
NEWNAN                                     GA           30265           Single Family            20360901
ORLANDO                                    FL           32832           Condominium              20360901
ESTERO                                     FL           33928           Condominium              20360901
BRANDON                                    FL           33511           PUD                      20360901
JACKSONVILLE                               FL           32246           PUD                      20360901
FORT MYERS                                 FL           33913           Condominium              20360901
ATLANTA                                    GA           30308           Condominium              20360901
MIAMI                                      FL           33015           PUD                      20360901
ATLANTA                                    GA           30345           Single Family            20360901
SARASOTA                                   FL           34231           Single Family            20360901
BUFORD                                     GA           30519           PUD                      20360901
COLLEGE PARK                               GA           30349           Single Family            20360901
ORLANDO                                    FL           32811           Condominium              20360901
BUFORD                                     GA           30519           PUD                      20360901
RIVERVIEW                                  FL           33569           PUD                      20360901
ST PETERSBURG                              FL           33709           PUD                      20360901
MINNEOLA                                   FL           34715           PUD                      20360901
MIAMI                                      FL           33176           Single Family            20360901
HOLLY SPRINGS                              NC           27540           Single Family            20360901
MCDONOUGH                                  GA           30253           PUD                      20360901
KENNESAW                                   GA           30144           PUD                      20360901
NORTH VENICE                               FL           34275           PUD                      20360901
NEWNAN                                     GA           30265           PUD                      20360901
WESLEY CHAPEL                              FL           33544           PUD                      20360901
CELEBRATION                                FL           34747           PUD                      20360901
EAST POINT                                 GA           30344           Single Family            20360901
FOREST PARK                                GA           30297           Single Family            20360901
ALPHARETTA                                 GA           30004           PUD                      20360901
GULF SHORES                                AL           36542           Condominium              20360901
GAINESVILLE                                GA           30507           PUD                      20360901
SAVANNAH                                   GA           31410           Condominium              20360901
ACWORTH                                    GA           30101           PUD                      20360901
SUWANEE                                    GA           30024           PUD                      20360901
JONESBORO                                  GA           30236           PUD                      20360901
SUWANEE                                    GA           30024           PUD                      20360901
FLOWERY BRANCH                             GA           30542           Single Family            20360901
NEWNAN                                     GA           30263           Single Family            20360901
STONE MOUNTAIN                             GA           30087           Single Family            20360901
LYMAN                                      SC           29365           Single Family            20360901
JACKSONVILLE                               FL           32259           Single Family            20360901
MIRAMAR                                    FL           33027           PUD                      20360901
DEBARY                                     FL           32713           PUD                      20360901
COVINGTON                                  GA           30014           Single Family            20360901
WINTER HAVEN                               FL           33880           Single Family            20360901
MIRAMAR                                    FL           33025           Condominium              20360901
FAYETTEVILLE                               GA           30215           Single Family            20360901
SIMPSONVILLE                               SC           29681           PUD                      20360901
GREER                                      SC           29650           PUD                      20360901
JONESBORO                                  GA           30236           PUD                      20360901
ATLANTA                                    GA           30328           PUD                      20360901
MILLEDGEVILLE                              GA           31061           Condominium              20360901
BRADENTON                                  FL           34205           Single Family            20360901
JACKSONVILLE                               FL           32223           PUD                      20360901
JACKSONVILLE                               FL           32225           PUD                      20360901
TUCKER                                     GA           30084           Single Family            20360901
MCDONOUGH                                  GA           30252           PUD                      20360901
HOLLYWOOD                                  FL           33019           PUD                      20360901
NEW SMYRNA BEACH                           FL           32168           PUD                      20360901
CARROLLTON                                 GA           30117           2-4 Family               20360901
GULF SHORES                                AL           36542           Condominium              20360901
MELBOURNE                                  FL           32940           Condominium              20360901
COCOA                                      FL           32922           Condominium              20360901
FLOWERY BRANCH                             GA           30542           Single Family            20360901
CELEBRATION                                FL           34747           PUD                      20360901
NEWNAN                                     GA           30265           PUD                      20360901
DOUGLASVILLE                               GA           30135           Single Family            20360901
ATLANTA                                    GA           30319           Condominium              20360901
RIVERVIEW                                  FL           33569           PUD                      20360901
TAMPA                                      FL           33615           PUD                      20360901
ESTERO                                     FL           33928           PUD                      20360901
MIRAMAR                                    FL           33025           Condominium              20360901
FORT MYERS                                 FL           33913           PUD                      20360901
EATONTON                                   GA           31024           Condominium              20360901
KENNESAW                                   GA           30144           PUD                      20360901
ST AUGUSTINE                               FL           32092           PUD                      20360901
COCOA                                      FL           32926           Single Family            20360901
JACKSONVILLE                               FL           32246           Single Family            20360901
LITHIA                                     FL           33547           PUD                      20360901
WESLEY CHAPEL                              FL           33544           PUD                      20360901
DOUGLASVILLE                               GA           30135           PUD                      20360901
BREMEN                                     GA           30110           Single Family            20360901
DOUGLASVILLE                               GA           30135           PUD                      20360901
BRADENTON                                  FL           34212           PUD                      20360901
WINTER SPRINGS                             FL           32708           PUD                      20360901
MABLETON                                   GA           30126           Single Family            20360901
LITHIA                                     FL           33547           PUD                      20360901
ORLANDO                                    FL           32807           Condominium              20360901
ELLENWOOD                                  GA           30294           Single Family            20360901
BUFORD                                     GA           30519           PUD                      20360901
SUWANEE                                    GA           30024           PUD                      20360901
LAWRENCEVILLE                              GA           30044           PUD                      20360901
ORLANDO                                    FL           32801           Condominium              20360901
SEBRING                                    FL           33872           PUD                      20360901
WOODSTOCK                                  GA           30188           Townhouse                20360901
ATLANTA                                    GA           30331           PUD                      20360901
WEST PALM BEACH                            FL           33411           Condominium              20360901
LAWRENCEVILLE                              GA           30043           Single Family            20360901
BANNER ELK                                 NC           28604           Single Family            20360901
WOODSTOCK                                  GA           30189           PUD                      20360901
DECATUR                                    GA           30033           Single Family            20360901
ORLANDO                                    FL           32825           Condominium              20360901
CHARLOTTE                                  NC           28277           PUD                      20360901
WINTERVILLE                                GA           30683           2-4 Family               20360901
MARIETTA                                   GA           30066           PUD                      20360901
DECATUR                                    GA           30030           Condominium              20360901
PLANT CITY                                 FL           33563           PUD                      20360901
ROSWELL                                    GA           30076           PUD                      20360901
SAVANNAH                                   GA           31410           Condominium              20360901
SEMINOLE                                   FL           33776           PUD                      20360901
CUMMING                                    GA           30041           PUD                      20360901
TAMPA                                      FL           33604           Single Family            20360901
DULUTH                                     GA           30097           PUD                      20360901
ORLANDO                                    FL           32837           PUD                      20360901
LAKE CITY                                  FL           32025           PUD                      20360901
JONESBORO                                  GA           30236           PUD                      20360901
ORLANDO                                    FL           32805           PUD                      20360901
ALPHARETTA                                 GA           30004           Single Family            20360901
CHARLOTTE                                  NC           28210           Condominium              20360901
REUNION                                    FL           34747           Condominium              20360901
LITHONIA                                   GA           30038           Single Family            20360901
ELLIJAY                                    GA           30540           PUD                      20360901
SARASOTA                                   FL           34234           PUD                      20360901
RIVERVIEW                                  FL           33569           Condominium              20360901
SANFORD                                    FL           32771           PUD                      20360901
PLANTATION                                 FL           33317           Condominium              20360901
LOGANVILLE                                 GA           30052           PUD                      20360901
KISSIMMEE                                  FL           34746           Single Family            20360901
TALLAHASSEE                                FL           32309           PUD                      20360901
ATHENS                                     GA           30607           PUD                      20360901
MIRAMAR                                    FL           33025           Condominium              20360901
GRAYSON                                    GA           30017           PUD                      20360901
PEMBROKE PINES                             FL           33029           PUD                      20360901
WESTON                                     FL           33332           PUD                      20360901
FORT PIERCE                                FL           34982           Condominium              20360901
CUMMING                                    GA           30041           Single Family            20360901
MONROE                                     GA           30655           Single Family            20360901
ORLANDO                                    FL           32819           PUD                      20360901
MELBOURNE                                  FL           32940           Condominium              20360901
JEFFERSON                                  GA           30549           PUD                      20360901
CANTON                                     GA           30115           PUD                      20360901
TAMPA                                      FL           33511           PUD                      20360901
ORLANDO                                    FL           32806           Condominium              20360901
HOLIDAY                                    FL           34691           Single Family            20360901
KENNESAW                                   GA           30152           PUD                      20360901
AUBURNDALE                                 FL           33823           PUD                      20360901
WINDER                                     GA           30680           PUD                      20360901
MIRAMAR                                    FL           33025           Condominium              20360901
FUQUAY-VARINA                              NC           27526           PUD                      20360901
BOGART                                     GA           30622           Single Family            20360901
PLANT CITY                                 FL           33565           Single Family            20360801
CORNELIUS                                  NC           28031           PUD                      20360901
CORNELIUS                                  NC           28031           PUD                      20360901
VERO BEACH                                 FL           32962           PUD                      20360901
ATHENS                                     GA           30605           PUD                      20360801
CHARLOTTE                                  NC           28273           PUD                      20360901
ATLANTA                                    GA           30316           Condominium              20360801
JACKSONVILLE                               FL           32223           Single Family            20360801
CORAL SPRINGS                              FL           33076           PUD                      20360901
CUMMING                                    GA           30041           PUD                      20360801
ST SIMONS                                  GA           31522           PUD                      20360901
LANCASTER                                  SC           29720           Single Family            20360801
DAVIE                                      FL           33328           PUD                      20360901
ATLANTA                                    GA           30331           PUD                      20360801
WEST PALM BEACH                            FL           33417           PUD                      20360901
PORT SAINT LUCIE                           FL           34984           Single Family            20360901
BOCA RATON                                 FL           33428           PUD                      20360801
OVIEDO                                     FL           32765           PUD                      20360901
WEST PALM BEACH                            FL           33409           PUD                      20360801
POWDER SPRINGS                             GA           30127           PUD                      20360901
COCONUT CREEK                              FL           33073           PUD                      20360901
DELRAY BEACH                               FL           33484           PUD                      20360901
PEACHTREE CITY                             GA           30269           Single Family            20360801
CHARLOTTE                                  NC           28216           Single Family            20360901
HALLANDALE                                 FL           33009           Condominium              20360901
NEW SMYRNA BEACH                           FL           32169           Condominium              20360801
NEW SMYRNA BEACH                           FL           32169           Condominium              20360801
WARNER ROBINS                              GA           31088           Single Family            20360801
MARIETTA                                   GA           30066           Single Family            20360901
CORAL SPRINGS                              FL           33065           Single Family            20360901
TAMPA                                      FL           33626           PUD                      20360801
GOTHA                                      FL           34734           Single Family            20360901
WEST PALM BCH                              FL           33411           Condominium              20360901
MARIETTA                                   GA           30066           Condominium              20360901
LITHONIA                                   GA           30058           PUD                      20360901
DECATUR                                    GA           30035           PUD                      20360901
BRECKENRIDGE                               CO           80424           PUD                      20360901
PINE MOUNTIAN                              GA           31822           Single Family            20360801
FORT MYERS                                 FL           33907           Condominium              20360801
CHARLOTTE                                  NC           28216           Single Family            20360901
VILLA RICA                                 GA           30180           Single Family            20360901
JACKSONVILLE                               FL           32259           PUD                      20360801
ATLANTA                                    GA           30350           Condominium              20360901
ATLANTA                                    GA           30350           Condominium              20360901
BLUFFTON                                   SC           29910           Condominium              20360901
SENOIA                                     GA           30276           Single Family            20360901
CLEARWATER                                 FL           33764           Single Family            20360901
DRIVE  LAKE WORTH                          FL           33467           PUD                      20360901
ATLANTA                                    GA           30327           PUD                      20360901
MIAMI LAKES                                FL           33014           PUD                      20360901
CORAL SPRINGS                              FL           33076           PUD                      20360901
ROYAL PALM BEACH                           FL           33411           PUD                      20360901
MARIETTA                                   GA           30068           Single Family            20360801
PALM HARBOR                                FL           34684           Condominium              20360901
GULF SHORES                                AL           36542           Condominium              20360901
#136 ORLANDO                               FL           32839           Condominium              20360901
MAITLAND                                   FL           32751           Single Family            20360901
DURHAM                                     NC           27703           PUD                      20360901
MONROE                                     NC           28110           PUD                      20360901
ORLANDO                                    FL           32829           PUD                      20360801
#425 ATLANTA                               GA           30319           Condominium              20360801
ATLANTA                                    GA           30324           Single Family            20360801
GARNER                                     NC           27529           Single Family            20460901
HOLLY SPRINGS                              NC           27540           PUD                      20360801
JACKSONVILLE                               FL           32257           PUD                      20360801
ATLANTA                                    GA           30324           Single Family            20360801
CORAL SPRINGS                              FL           33071           Single Family            20360901
FORT PIERCE                                FL           34950           Single Family            20360801
JACKSONVILLE                               FL           32210           Single Family            20360901
ATLANTA                                    GA           30319           Single Family            20360901
ORANGE PARK                                FL           32073           Single Family            20360901
APEX                                       NC           27539           PUD                      20360801
SAINT AUGUSTINE                            FL           32092           PUD                      20360801
SUNRISE                                    FL           33322           PUD                      20360901
PEACHTREE CITY                             GA           30269           PUD                      20360801
LITHONIA                                   GA           30058           Single Family            20360901
NAPLES                                     FL           34104           Single Family            20360901
ORLANDO                                    FL           32822           PUD                      20360801
ATHENS                                     GA           30605           Single Family            20360801
WEST PALM BEACH                            FL           33411           Condominium              20360901
WEST PALM BEACH                            FL           33417           Single Family            20360801
EVANS                                      GA           30809           PUD                      20360901
SOUTHWEST RANCHES                          FL           33332           Single Family            20360901
LEHIGH ACRES                               FL           33971           PUD                      20360901
ALPHARETTA                                 GA           30022           PUD                      20360901
ATLANTA                                    GA           30354           PUD                      20360901
LAKE WORTH                                 FL           33460           Single Family            20360801
MIAMI                                      FL           33133           Single Family            20360901
ATLANTA                                    GA           30312           Single Family            20360901
DELRAY BEACH                               FL           33446           PUD                      20360901
STONE MOUNTAIN                             GA           30087           PUD                      20360801
LOCUST GROVE                               GA           30248           PUD                      20460801
COLUMBUS                                   GA           31903           Single Family            20360901
LOGANVILLE                                 GA           30052           PUD                      20360901
NORTH PORT                                 FL           34289           PUD                      20360901
RALEIGH                                    NC           27614           PUD                      20360601
TAMARAC                                    FL           33319           PUD                      20360701
FORT PIERCE                                FL           34950           Single Family            20360601
COLLEGE PARK                               GA           30337           Single Family            20360501
SARASOTA                                   FL           34232           Single Family            20360601
GROVELAND                                  FL           34736           PUD                      20360901
VERO BEACH                                 FL           32966           PUD                      20360901
JACKSONVILLE                               FL           32210           Single Family            20360601
DAVIE                                      FL           33328           Single Family            20360801
THE VILLAGES                               FL           32159           Condominium              20360901
HIRAM                                      GA           30141           Single Family            20360901
DALLAS                                     GA           30132           PUD                      20360601
PARKLAND                                   FL           33076           PUD                      20360601
ELLENWOOD                                  GA           30281           PUD                      20360901
DELAND                                     FL           32720           Single Family            20360601
ATLANTA                                    GA           30342           PUD                      20360701
ATHENS                                     GA           30607           Single Family            20360601
DOUGLASVILLE                               GA           30135           Single Family            20460601
DAVIE                                      FL           33314           PUD                      20360601
DOUGLASVILLE                               GA           30134           PUD                      20360901
OCOEE                                      FL           34761           Single Family            20360701
SOCIAL CIRCLE                              GA           30025           Single Family            20360901
NORCROSS                                   GA           30092           Single Family            20360901
CUMMING                                    GA           30040           PUD                      20360901
FORT LAUDERDALE                            FL           33301           PUD                      20360901
AVENTURA #2410                             FL           33180           Condominium              20360701
SCOTTDALE                                  GA           30079           Single Family            20460701
FORT PIERCE                                FL           34950           Single Family            20360701
FORT PIERCE                                FL           34950           Single Family            20360701
POMPANO BEACH                              FL           33062           Condominium              20360701
DEERFIELD BEACH                            FL           33441           Single Family            20360701
DELRAY BEACH                               FL           33446           PUD                      20360801
TAMPA                                      FL           33625           PUD                      20360901
MIAMI                                      FL           33186           PUD                      20360701
DAVIE                                      FL           33325           PUD                      20360701
JACKSONVILLE                               FL           32211           Single Family            20360701
JACKSONVILLE                               FL           32210           Single Family            20360801
DULUTH                                     GA           30096           PUD                      20360701
ATHENS                                     GA           30606           Single Family            20360701
DECATUR                                    GA           30032           Single Family            20360701
ORLANDO                                    FL           32836           PUD                      20360901
NEWNAN                                     GA           30263           Condominium              20360801
BRANDON                                    FL           33511           PUD                      20360901
LOCUST GROVE                               GA           30248           PUD                      20360901
POWDER SPRINGS                             GA           30127           PUD                      20360701
ISLAMORADA                                 FL           33036           Single Family            20360701
ST. AUGUSTINE                              FL           32092           PUD                      20360701
LAKE CITY                                  FL           32024           PUD                      20360701
LAKE WORTH                                 FL           33463           PUD                      20360701
WINDER                                     GA           30680           Single Family            20360701
CHARLOTTE                                  NC           28216           PUD                      20360701
RIVERVIEW                                  FL           33569           Condominium              20360701
LOGANVILLE                                 GA           30052           Single Family            20360701
MIAMI                                      FL           33172           Condominium              20360701
SUNNY ISLES                                FL           33160           Condominium              20360801
AUSTELL                                    GA           30106           Single Family            20360901
ELLENTON                                   FL           34222           Single Family            20360801
CHARLOTTE                                  NC           28207           Condominium              20360901
GRAYSON                                    GA           30017           PUD                      20360701
ESTERO                                     FL           33928           Condominium              20360901
BRADENTON                                  FL           34203           PUD                      20360801
DELRAY BEACH                               FL           33445           Single Family            20360901
TAMPA                                      FL           33607           Condominium              20360801
KENNESAW                                   GA           30152           PUD                      20360701
CORAL SPRINGS                              FL           33071           PUD                      20360801
CLAYTON                                    NC           27520           Single Family            20360801
FORT LAUDERDALE                            FL           33304           Townhouse                20360901
TAMPA                                      FL           33618           Condominium              20360901
FORT LAUDERDALE                            FL           33304           PUD                      20360901
ACWORTH                                    GA           30101           PUD                      20360801
JACKSONVILLE                               FL           32246           Condominium              20360801
LAKE MARY                                  FL           32746           Condominium              20360801
VENICE                                     FL           34293           Single Family            20360701
NAPLES                                     FL           34110           PUD                      20360901
WEST PALM BEACH                            FL           33411           Condominium              20360901
CHARLOTTE                                  NC           28212           Single Family            20360901
MCDONOUGH                                  GA           30253           Single Family            20360801
MARIETTA                                   GA           30064           PUD                      20360901
KIAWAH ISLAND                              SC           29455           PUD                      20360801
PLANTATION                                 FL           33313           Condominium              20360801
WEST PALM BEACH                            FL           33401           Condominium              20360901
WOODSTOCK                                  GA           30188           PUD                      20360701
WEST PALM BEACH                            FL           33411           Condominium              20360901
DURHAM                                     NC           27704           PUD                      20360801
WEST PALM BEACH                            FL           33413           Single Family            20360801
ALPHARETTA                                 GA           30004           PUD                      20360901
ATLANTA                                    GA           30327           Single Family            20360901
VILLA RICA                                 GA           30180           PUD                      20360901
WESTON                                     FL           33326           Condominium              20360901
ATLANTA                                    GA           30318           Single Family            20360901
VALRICO                                    FL           33594           PUD                      20360901
TEGA CAY                                   SC           29708           Single Family            20360901
ST AUGUSTINE                               FL           32902           PUD                      20360901
COVINGTON                                  GA           30014           PUD                      20360901
DOUGLASVILLE                               GA           30135           PUD                      20360901
ODESSA                                     FL           33556           PUD                      20360901
CORNELIUS                                  NC           28031           PUD                      20360901
MIAMI                                      FL           33129           Single Family            20360901
LIGHTHOUSE POINT                           FL           33064           Single Family            20360901
CHARLOTTE                                  NC           28209           Condominium              20360901
ATLANTA                                    GA           30345           Single Family            20360901
MIAMI                                      FL           33179           Condominium              20360901
STOCKBRIDGE                                GA           30281           Single Family            20360901
RALEIGH                                    NC           27614           PUD                      20360901
WOODSTOCK                                  GA           30188           PUD                      20360901
MATTHEWS                                   NC           28104           PUD                      20360901
MIAMI                                      FL           33157           Condominium              20360901
BARNESVILLE                                GA           30204           Single Family            20360901
MORROW                                     GA           30260           Single Family            20360901
MIDDLEBURG                                 FL           32068           Single Family            20360901
DECATUR                                    GA           30033           Single Family            20360901
COOPER CITY                                FL           33328           Single Family            20360901
CONCORD                                    NC           28027           PUD                      20360901
WINTER HAVEN                               FL           33881           PUD                      20360901
ROYAL PALM BEACH                           FL           33411           PUD                      20360901
#3310   TAMPA                              FL           33611           Condominium              20360901
DALLAS                                     GA           30132           Single Family            20360901
CHARLOTTE                                  NC           28209           Condominium              20360901
CANTON                                     GA           30114           PUD                      20360901
CUMMING                                    GA           30041           PUD                      20360901
ATLANTA                                    GA           30340           Single Family            20360901
NEW PORT RICHEY                            FL           34655           PUD                      20360901
MIAMI                                      FL           33109           Condominium              20360901
TAMPA                                      FL           33647           PUD                      20360901
DORAL                                      FL           33166           Condominium              20360901
MCDONOUGH                                  GA           30252           Single Family            20360901
ELLENWOOD                                  GA           30294           PUD                      20360901
NAPLES                                     FL           34105           Condominium              20360901
SUNRISE                                    FL           33351           Condominium              20360901
GULF SHORES                                AL           36542           Condominium              20360901
#212  DELRAY BEACH                         FL           33484           Condominium              20360901
DALLAS                                     GA           30157           Single Family            20360901
FORT WALTON BEACH                          FL           32548           Condominium              20360901
SAINT AUGUSTINE                            FL           32092           PUD                      20360901
ST AUGUSTINE                               FL           32092           PUD                      20360901
OAKLAND                                    FL           34787           PUD                      20360901
WINDERMERE                                 FL           34786           PUD                      20360901
#907 MELBOURNE                             FL           32940           Condominium              20360901
PLANTATION                                 FL           33317           Single Family            20360901
OVIEDO                                     FL           32765           PUD                      20360901
SUNRISE                                    FL           33322           Condominium              20360901
INDIAN TRAIL                               NC           28079           Single Family            20360901
LARGO                                      FL           33770           Single Family            20360901
RIVERVIEW                                  FL           33569           PUD                      20360901
BOCA RATON                                 FL           33433           PUD                      20360901
CLERMONT                                   FL           34711           PUD                      20360901
JUPITER                                    FL           33458           Condominium              20360901
GIBSONTON                                  FL           33534           PUD                      20360901
CONYERS                                    GA           30013           PUD                      20360901
PENDERGRASS                                GA           30567           Single Family            20360901
BALL GROUND                                GA           30107           Single Family            20360901
JASPER                                     GA           30143           Single Family            20360901
LAWRENCEVILLE                              GA           30045           PUD                      20360901
ORLANDO                                    FL           32811           Condominium              20360901
LIGHTHOUSE POINT                           FL           33064           Condominium              20360901
MATTHEWS                                   NC           28105           Single Family            20360901
CHARLOTTE                                  NC           28269           PUD                      20360901
EDISTO ISLAND                              SC           29438           Single Family            20360901
TAMPA                                      FL           33611           Single Family            20360901
REX                                        GA           30273           Single Family            20360901
LITHONIA                                   GA           30038           Single Family            20360901
DECATUR                                    GA           30035           Single Family            20360901
CANTON                                     GA           30114           Single Family            20360901
NEW SMYRNA BEACH                           FL           32169           Condominium              20360901
RALEIGH                                    NC           27616           PUD                      20360901
DOUGLASVILLE                               GA           30134           2-4 Family               20360901
DOUGLASVILLE                               GA           30134           2-4 Family               20360901
CONLEY                                     GA           30288           PUD                      20360901
APOPKA                                     FL           32703           Single Family            20360901
BRASELTON                                  GA           30517           PUD                      20360901
PEACHTREE CITY                             GA           30269           Single Family            20360901
MARIETTA                                   GA           30062           Single Family            20360901
RUTHERFORDTON                              NC           28139           Single Family            20360901
WINTER PARK                                FL           32792           Single Family            20360901
CANTON                                     GA           30115           PUD                      20360901
ALPHARETTA                                 GA           30004           Condominium              20360901
BUFORD                                     GA           30519           PUD                      20360901
FAIRBURN                                   GA           30213           PUD                      20360901
WOODSTOCK                                  GA           30188           PUD                      20360901
FORT MILL                                  SC           29715           PUD                      20360901
ALPHARETTA                                 GA           30004           Single Family            20360901
ST AUGUSTINE                               FL           32092           PUD                      20360901
ACWORTH                                    GA           30101           PUD                      20360901
ORLANDO                                    FL           32812           Single Family            20360901
JENSEN BEACH                               FL           34957           PUD                      20360901
PLANT CITY                                 FL           33566           PUD                      20360901
ST PETERSBURG                              FL           33710           Single Family            20360901
LITHIA                                     FL           33547           Single Family            20360901
CORNELIUS                                  NC           28031           PUD                      20360901
MCDONOUGH                                  GA           30252           PUD                      20360901
CHARLOTTE                                  NC           28210           Condominium              20360901
WINTERVILLE                                GA           30683           Single Family            20360901
STOCKBRIDGE                                GA           30281           Single Family            20360901
GAINESVILLE                                GA           30504           Single Family            20360901
BOCA RATON                                 FL           33431           PUD                      20360901
FT LAUDERDALE                              FL           33301           Single Family            20360901
VALRICO                                    FL           33594           PUD                      20360601
VILLA RICA                                 GA           30180           PUD                      20360601
RALEIGH                                    NC           27609           Single Family            20360601
SUMMERVILLE                                SC           29483           Single Family            20460601
TRINITY                                    FL           34655           PUD                      20360901
ATLANTA                                    GA           30342           Single Family            20360901
LAND O LAKES                               FL           34639           PUD                      20360901
WINTER HAVEN                               FL           33880           Single Family            20360901
RIVERVIEW                                  FL           33569           Condominium              20360901
BRANDON                                    FL           33510           PUD                      20360901
RIVERVIEW                                  FL           33569           Condominium              20360701
RIVERVIEW                                  FL           33569           Condominium              20360901
CHARLOTTE                                  NC           28210           Condominium              20360901
RIVERVIEW                                  FL           33659           Condominium              20360901
RIVERVIEW                                  FL           33569           Condominium              20360901
PEMBROKE PINES                             FL           33027           PUD                      20360901
HOMESTEAD                                  FL           33035           PUD                      20360901
CORAL SPRINGS                              FL           33065           Condominium              20360101
ATLANTA                                    GA           30342           Condominium              20360101
HOMESTEAD                                  FL           33035           PUD                      20360901
STUART                                     FL           34994           PUD                      20360901
DUNWOODY                                   GA           30338           Single Family            20360901
POMPANO BEACH                              FL           33069           Condominium              20360101
UNION CITY                                 GA           30291           PUD                      20360101
NAPLES                                     FL           34105           Condominium              20360701
MIAMI                                      FL           33178           PUD                      20360901
SUWANEE                                    GA           30024           PUD                      20360801
RALEIGH                                    NC           27612           PUD                      20460401
ST. AUGUSTINE                              FL           32080           Condominium              20360501
#105 ESTERO                                FL           33928           Condominium              20360501
POMPANO BEACH                              FL           33069           Single Family            20360401
MOORESVILLE                                NC           28117           Single Family            20360501
DOUGLASVILLE                               GA           30134           Single Family            20360401
DURHAM                                     NC           27713           PUD                      20360601
BRADENTON                                  FL           34202           Condominium              20360901
CHARLOTTE                                  NC           28209           Condominium              20360801
FORT MYERS                                 FL           33907           Condominium              20360901
WAXHAW                                     NC           28173           PUD                      20360501
MEBANE                                     NC           27302           PUD                      20360901
ORLANDO                                    FL           32807           Single Family            20360601
DOUGLASVILLE                               GA           30134           PUD                      20360501
ESTERO                                     FL           33928           PUD                      20360901
MIRAMAR                                    FL           33025           Condominium              20360701
JACKSONVILLE                               FL           32246           Condominium              20360501
MINERAL BLUFF                              GA           30130           PUD                      20360601
Bakersfield                                CA           93309           Single Family            20360801
PORT ST LUCIE                              FL           34987           PUD                      20360901
JUPITER                                    FL           33458           PUD                      20360901
DULUTH                                     GA           30097           PUD                      20360701
SUWANEE                                    GA           30024           PUD                      20360901
RIVERVIEW                                  FL           33569           PUD                      20360901
RIVERVIEW                                  FL           33569           PUD                      20360601
JACKSONVILLE                               FL           32246           Condominium              20360801
RIVERVIEW                                  FL           33569           PUD                      20360901
ORLANDO                                    FL           32837           PUD                      20360901
RIVERVIEW                                  FL           33569           PUD                      20360901
DAVIS ISLANDS                              FL           33606           Single Family            20310901
ATLANTA                                    GA           30306           Single Family            20360901
CLERMONT                                   FL           34711           PUD                      20360901
BROOKSVILLE                                FL           34614           Single Family            20360901
MARIETTA                                   GA           30064           Single Family            20360901
BRADENTON                                  FL           34202           PUD                      20360801
FORT MYERS                                 FL           33912           PUD                      20360901
TRINITY                                    FL           34655           PUD                      20360901
GROVELAND                                  FL           34736           PUD                      20360901
ORLANDO                                    FL           32839           Condominium              20360901
LILBURN                                    GA           30047           Single Family            20360901
PLANTATION                                 FL           33323           Single Family            20360901
MABLETON                                   GA           30126           Single Family            20360901
WEST PALM BEACH                            FL           33411           Condominium              20360901
TAMPA                                      FL           33626           PUD                      20360901
LAND O'LAKES                               FL           34638           PUD                      20360901
PLANTATION                                 FL           33325           PUD                      20360901
GASTONIA                                   NC           28054           Single Family            20360901
BALL GROUND                                GA           30107           PUD                      20360901
SMYRNA                                     GA           30080           Single Family            20360901
504D  BOCA RATON                           FL           33432           Condominium              20360901
MARIETTA                                   GA           30062           PUD                      20360801
WEST PALM BEACH                            FL           33401           Condominium              20360801
MIAMI                                      FL           33186           PUD                      20360901
HIRAM                                      GA           30141           Single Family            20360901
ST. AUGUSTINE                              FL           32084           Single Family            20360901
DULUTH                                     GA           30097           PUD                      20360901
ORLANDO                                    FL           32837           PUD                      20360901
CHARLOTTE                                  NC           28277           PUD                      20360901
LOCUST GROVE                               GA           30248           PUD                      20360901
NAPLES                                     FL           34105           Condominium              20360901
MIRAMAR                                    FL           33025           Condominium              20360901
POMPANO BEACH                              FL           33069           Condominium              20360901
RALEIGH                                    NC           27603           Single Family            20360901
GASTONIA                                   NC           28052           Single Family            20360901
VALRICO                                    FL           33594           Single Family            20360901
LAWRENCEVILLE                              GA           30045           PUD                      20360801
MARIETTA                                   GA           30064           PUD                      20360901
WEST PALM BCH                              FL           33411           Condominium              20360901
ATLANTA                                    GA           30339           Single Family            20360901
NORCROSS                                   GA           30071           Condominium              20360901
CUMMING                                    GA           30040           PUD                      20360901
JUPITER                                    FL           33458           PUD                      20360901
CUMMING                                    GA           30041           PUD                      20360901
TAMARAC                                    FL           33319           PUD                      20360901
RALEIGH                                    NC           27613           PUD                      20360901
NORTH PORT                                 FL           34289           PUD                      20360901
SARASOTA                                   FL           34237           Condominium              20360901
CHARLOTTE                                  NC           28210           Condominium              20360901
MELBOURNE                                  FL           32940           Condominium              20360901
LAUDERHILL                                 FL           33351           Single Family            20360901
FORT MYERS                                 FL           33913           PUD                      20360901
LITHIA SPRINGS                             GA           30122           Single Family            20360801
SEBRING                                    FL           33870           Single Family            20360901
WAXHAW                                     NC           28173           Single Family            20360901
SANFORD                                    FL           32771           PUD                      20360901
ACWORTH                                    GA           30102           Single Family            20360901
INDIAN SHORES                              FL           33785           Condominium              20360901
UNIT 46-L  TAMPA                           FL           33618           Condominium              20360901
LAWRENCEVILLE                              GA           30045           Single Family            20360801
BOCA RATON                                 FL           33434           Condominium              20360901
ATLANTA                                    GA           30307           Condominium              20360801
AVENTURA                                   FL           33180           Condominium              20360901
ATLANTA                                    GA           30328           Single Family            20360901
GAINESVILLE                                GA           30506           PUD                      20360901
DALLAS                                     GA           30132           Single Family            20360901
CANTON                                     GA           30114           PUD                      20360901
CLERMONT                                   FL           34711           PUD                      20360901
MARIETTA                                   GA           30060           Single Family            20360901
GROVELAND                                  FL           34736           PUD                      20360901
AMELIA ISLAND                              FL           32034           Condominium              20360901
LAKE WORTH                                 FL           33467           PUD                      20360901
MARIETTA                                   GA           30062           PUD                      20360901
MARIETTA                                   GA           30060           PUD                      20360801
DAVIE                                      FL           33325           PUD                      20360901
WOODSTOCK                                  GA           30189           PUD                      20360901
#150 ORLANDO                               FL           32839           Condominium              20360901
COCONUT CREEK                              FL           33073           Condominium              20360901
MARIETTA                                   GA           30067           Condominium              20360901
ORLANDO                                    FL           32839           Condominium              20360901
DACULA                                     GA           30019           PUD                      20360901
ROSWELL                                    GA           30075           PUD                      20360901
NORTH CHARLESTON                           SC           29420           Condominium              20360901
DECATUR                                    GA           30033           Condominium              20360901
AURORA                                     IL           60504           Condominium              20360801
WHEATON                                    IL           60187           Condominium              20360801
HANOVER PARK                               IL           60133           Townhouse                20360801
PALATINE                                   IL           60074           Condominium              20360801
CHICAGO                                    IL           60623           2-4 Family               20360901
CHICAGO                                    IL           60641           Single Family            20360801
CHICAGO                                    IL           60618           Condominium              20360901
HICKORY HILLS                              IL           60457           Condominium              20360901
HOFFMAN ESTATES                            IL           60194           Condominium              20360901
ROMEOVILLE                                 IL           60446           Single Family            20360901
TREVOR                                     WI           53179           Single Family            20360901
OAK LAWN                                   IL           60453           Single Family            20360801
LOMBARD                                    IL           60148           Condominium              20360901
CHICAGO                                    IL           60641           Single Family            20360901
SAINT LOUIS                                MO           63110           Townhouse                20360901
CHICAGO                                    IL           60632           Single Family            20360901
NASHVILLE                                  TN           37212           Condominium              20360701
VENTURA                                    CA           93003           Single Family            20360601
PLANO                                      IL           60545           Single Family            20360901
PLAINFIELD                                 IL           60544           Single Family            20360801
ROMEOVILLE                                 IL           60446           Single Family            20360801
PLAINFIELD                                 IL           60586           Single Family            20360901
NORRIDGE                                   IL           60706           Single Family            20360801
BRIDGEVIEW                                 IL           60455           Single Family            20360801
OSWEGO                                     IL           60543           Condominium              20360801
DES PLAINES                                IL           60018           Single Family            20360801
HANOVER PARK                               IL           60103           Single Family            20360801
NORTH BARRINGTON                           IL           60010           Single Family            20360901
WHEELING                                   IL           60090           Condominium              20360801
HICKORY HILLS                              IL           60457           Condominium              20360801
CHICAGO                                    IL           60629           Single Family            20360801
AURORA                                     IL           60503           Condominium              20360801
CHICAGO                                    IL           60608           Single Family            20360801
BOLINGBROOK                                IL           60490           Single Family            20360801
MONTGOMERY                                 IL           60538           Single Family            20360801
GLENDALE HEIGHTS                           IL           60139           Condominium              20360801
NAPERVILLE                                 IL           60563           Single Family            20360801
WHEELING                                   IL           60090           Condominium              20360801
LOMBARD                                    IL           60148           Townhouse                20360801
DES PLAINES                                IL           60016           Condominium              20360801
ELGIN                                      IL           60123           Single Family            20360801
BERWYN                                     IL           60402           Single Family            20360901
CHICAGO                                    IL           60634           Single Family            20360801
DECATUR                                    IL           62526           Single Family            20360801
WARSAW                                     IN           46580           Single Family            20360901
LISLE                                      IL           60532           Condominium              20360801
CHICAGO                                    IL           60629           Single Family            20360801
ARLINGTON HEIGHTS                          IL           60004           Condominium              20360801
BLUE ISLAND                                IL           60406           2-4 Family               20360801
NILES                                      IL           60714           Single Family            20360801
CHICAGO                                    IL           60634           Single Family            20360801
BOLINGBROOK                                IL           60490           Single Family            20360901
JOLIET                                     IL           60432           Single Family            20360901
MORTON GROVE                               IL           60053           Townhouse                20360901
LAKE ZURICH                                IL           60047           Single Family            20360801
WAUKEGAN                                   IL           60085           Condominium              20360801
ROSWELL                                    GA           30076           PUD                      20360901
PLANT CITY                                 FL           33563           Single Family            20360901
MIAMI                                      FL           33176           Condominium              20360901
FLOWERY BRANCH                             GA           30542           PUD                      20360901
RUSKIN                                     FL           33570           PUD                      20360801
WATKINSVILLE                               GA           30677           Condominium              20360901
CHAMBLEE                                   GA           30341           Single Family            20360901
WATKINSVILLE                               GA           30677           Single Family            20360901
SUNNYVALE                                  CA           94086           Single Family            20360901
Sterling                                   VA           20166           PUD                      20360901
Mckinney                                   TX           75070           PUD                      20360901
SALT LAKE CITY                             UT           84105           Single Family            20360901
CHINO HILLS                                CA           91709           PUD                      20360901
CHULA VISTA                                CA           91915           Condominium              20360901
CARLSBAD                                   CA           92009           PUD                      20360901
Sacramento                                 CA           95833           PUD                      20360901
SAN CLEMENTE                               CA           92673           Condominium              20360901
Carlisle                                   PA           17013           Single Family            20360901
Conyers                                    GA           30013           PUD                      20360901
Birmingham                                 AL           35211           Single Family            20360901
FORT WAYNE                                 IN           46815           Single Family            20360901
South Gate                                 CA           90280           Condominium              20360901
Cape Coral                                 FL           33914           Single Family            20360901
Lake Mary                                  FL           32746           Condominium              20360801
Long Beach                                 CA           90802           Condominium              20360901
BEND                                       OR           97701           Single Family            20360901
ALLYN                                      WA           98524           PUD                      20360901
LOS ANGELES                                CA           91316           Single Family            20360901
CORONA                                     CA           92879           Single Family            20360901
FLAGSTAFF                                  AZ           86001           PUD                      20360901
STANTON                                    CA           90680           Single Family            20360901
SAN JOSE                                   CA           95116           Single Family            20360901
LAS VEGAS                                  NV           89117           Single Family            20360901
Walnut Creek                               CA           94597           Single Family            20360801
OAKLEY                                     CA           94561           Single Family            20360401
FUQUAY                                     NC           27526           PUD                      20360901
MIDDLETOWN                                 MD           21769           Single Family            20360901
WEST ISLIP                                 NY           11795           Single Family            20360901
WESTMINSTER                                CA           92683           Single Family            20360801
WESTMINSTER                                CA           92683           Single Family            20360901
DESTIN                                     FL           32541           PUD                      20360901
COTATI                                     CA           94931           Single Family            20360901
CHICAGO                                    IL           60611           Condominium              20360901
TOLUCA LAKE                                CA           91602           Single Family            20360901
FREMONT                                    CA           94536           Single Family            20360901
SANTA BARBARA                              CA           93105           Single Family            20360901
CENTREVILLE                                VA           20120           PUD                      20360801
BURBANK                                    CA           91505           Single Family            20360801
NEWCASTLE                                  WA           98059           PUD                      20360901
MILPITAS                                   CA           95035           Single Family            20360901
SAN DIMAS                                  CA           91773           Single Family            20360901
GRANADA HILLS AREA                         CA           91344           Single Family            20360901
BOSTON                                     MA           2116            2-4 Family               20360901
PASADENA                                   CA           91107           Single Family            20360901
GLENDALE                                   CA           91208           Single Family            20360901
BOULDER                                    CO           80302           Single Family            20360901
HAYWARD                                    CA           94545           Single Family            20360901
NEW YORK                                   NY           10011           Condominium              20360901
NEWPORT BEACH                              CA           92663           2-4 Family               20360901
SHERMAN OAKS                               CA           91423           Single Family            20360801
SANTA MONICA                               CA           90405           Single Family            20360901
BUCKEYE                                    AZ           85326           Single Family            20360901
MCKINNEY                                   TX           75070           PUD                      20360901
BRAINTREE                                  MA           2184            Single Family            20360801
SANTA ANA                                  CA           92707           Single Family            20360901
NAPLES                                     FL           34119           Single Family            20360901
LOS ANGELES                                CA           90020           Single Family            20360901
AVENTURA                                   FL           33180           Condominium              20360901
AVENTURA                                   FL           33180           Condominium              20360901
AVENTURA                                   FL           33180           Condominium              20360901
PASADENA                                   CA           91103           Single Family            20360901
MURRIETA                                   CA           92562           Single Family            20360801
LOS ANGELES                                CA           90065           Single Family            20360901
RANCHO MIRAGE                              CA           92270           Single Family            20360901
CORONA                                     CA           92880           Single Family            20360901
SAN JOSE                                   CA           95130           Single Family            20360901
AGOURA HILLS                               CA           91301           Single Family            20360801
BURBANK                                    CA           91504           Single Family            20360801
SEATTLE                                    WA           98103           Single Family            20360801
HENDERSON                                  NV           89011           Condominium              20360801
MIDWAY CITY                                CA           92655           Single Family            20360901
LOS ANGELES                                CA           90731           Single Family            20360901
LOS ANGELES (TUJUNGA AREA                  CA           91042           Single Family            20360901
WOODLAND HILLS                             CA           91364           Single Family            20360901
MONROVIA                                   CA           91016           Condominium              20360901
CHULA VISTA                                CA           91915           PUD                      20360901
PENRYN                                     CA           95663           Single Family            20360901
ORANGE                                     CA           92867           Single Family            20360901
FALLBROOK                                  CA           92028           Single Family            20360901
SAN FRANCISCO                              CA           94118           2-4 Family               20360901
SHERMAN OAKS                               CA           91401           Single Family            20360901
GLASTONBURY                                CT           6033            Single Family            20360901
PEORIA                                     AZ           85383           PUD                      20360801
TEMECULA                                   CA           92591           PUD                      20360801
MILL NECK                                  NY           11765           Single Family            20360801
SANTA MONICA                               CA           90403           Condominium              20360901
LAKE FOREST                                CA           92630           PUD                      20360901
LOS ANGELES                                CA           90068           Single Family            20360801
CORONA                                     CA           92882           Single Family            20360901
MIDDLETON                                  MA           1949            Single Family            20360801
THREE RIVERS                               CA           93271           Single Family            20360901
MURRIETA                                   CA           92563           Single Family            20360901
HUNTINGTON BEACH                           CA           92646           Condominium              20360901
BROOKLYN                                   NY           11224           2-4 Family               20360801
SAN CLEMENTE                               CA           92672           Single Family            20360901
LOS ANGELES                                CA           90047           Single Family            20360901
LAS VEGAS                                  NV           89178           PUD                      20360801
SAN JOSE                                   CA           95125           Single Family            20360901
ENCINITAS                                  CA           92024           Single Family            20360901
CHAPPAQUA                                  NY           10514           Single Family            20360901
STAMFORD                                   CT           6906            Single Family            20360901
BOSTON                                     MA           2116            2-4 Family               20360801
HAUULA                                     HI           96717           Single Family            20360801
CAMARILLO                                  CA           93010           Condominium              20360901
SAN DIEGO                                  CA           92101           Condominium              20360901
SILVERDALE                                 WA           98383           PUD                      20360901
BUELLTON                                   CA           93427           Single Family            20360901
OAKLEY                                     CA           94561           Single Family            20360801
UNION CITY                                 NJ           7087            Condominium              20360901
WARREN                                     NJ           7059            Single Family            20360801
SCOTTSDALE                                 AZ           85262           Single Family            20360901
Sacramento                                 CA           95833           Single Family            20360901
Columbus                                   OH           43224           Single Family            20360901
La Habra                                   CA           90631           Single Family            20360901
Pearland                                   TX           77584           PUD                      20360901
NEW ALBANY                                 OH           43054           PUD                      20360901
LOS ANGELES                                CA           91403           Single Family            20360901
TRACY                                      CA           95377           Single Family            20360901
STUART                                     FL           34996           Single Family            20360901
INCLINE VILLAGE                            NV           89451           Single Family            20360901
LAS VEGAS                                  NV           89138           PUD                      20361001
LOS ANGELES (SYLMAR AREA)                  CA           91342           Condominium              20360901
BROOKLYN                                   NY           11228           Single Family            20361001
Long Beach                                 CA           90807           Single Family            20360901
Hercules                                   CA           94547           PUD                      20360901
New Smyrna Beach                           FL           32169           Single Family            20360901
Oakland                                    CA           94605           Single Family            20360901
San Diego                                  CA           92127           Single Family            20360901
SAINT CLOUD                                FL           34769           Single Family            20360901
Washington                                 DC           20002           Single Family            20360901
Garden Grove                               CA           92840           Single Family            20360901
Woodbridge                                 VA           22193           Single Family            20360901
Baltimore                                  MD           21202           Condominium              20360901
Akron                                      OH           44320           PUD                      20360901
Wellington                                 FL           33467           PUD                      20360901
Gardena                                    CA           90249           Single Family            20360901
Elk Grove                                  CA           95757           Single Family            20360901
CASTLE ROCK                                CO           80108           PUD                      20360901
ORANGE                                     CA           92867           Single Family            20360901
PLEASANTON                                 CA           94566           Single Family            20360801
CARLSBAD                                   CA           92009           PUD                      20360901
VALLEJO                                    CA           94591           Single Family            20360901
LAS VEGAS                                  NV           89179           PUD                      20360901
SANTA ANA                                  CA           92707           2-4 Family               20360901
ANAHEIM                                    CA           92801           PUD                      20360901
SAN DIEGO                                  CA           92106           Condominium              20360901
CORNELIUS                                  NC           28031           Single Family            20360901
AREA OF                                    CA           92007           Single Family            20360901
ANAHEIM                                    CA           92801           PUD                      20360901
HUNTINGTON                                 NY           11743           Single Family            20360901
NEW YORK                                   NY           10002           Condominium              20360901
LONG BEACH                                 CA           90806           Single Family            20360901
LOS ANGELES                                CA           90038           Condominium              20360801
COVINA                                     CA           91722           Single Family            20360901
SANTA ANA                                  CA           92703           Single Family            20360901
MORENO VALLEY                              CA           92555           PUD                      20360901
LOS GATOS                                  CA           95032           PUD                      20360901
WILTON                                     CT           6897            Single Family            20360901
NEWTON                                     MA           2461            Condominium              20360801
WINTER SPRINGS                             FL           32708           PUD                      20360801
HAPPY VALLEY                               OR           97086           PUD                      20360901
HENDERSON                                  NV           89015           PUD                      20360901
LADERA RANCH AREA                          CA           92694           Condominium              20360901
SAN MARCOS                                 CA           92078           PUD                      20360801
INDIAN WELLS                               CA           92210           PUD                      20360901
VALLEY CENTER                              CA           92082           PUD                      20360901
HENDERSON                                  NV           89044           PUD                      20360901
SANTA CLARITA                              CA           91355           Single Family            20360901
CARMICHAEL                                 CA           95608           Single Family            20360901
SEASIDE                                    CA           93955           Single Family            20360901
VALLEY STREAM                              NY           11580           2-4 Family               20360901
SANTA CLARITA                              CA           91354           Single Family            20360901
NEW YORK                                   NY           10026           Condominium              20360901
SOMERVILLE                                 MA           2144            Condominium              20360901
PICO RIVERA                                CA           90660           Single Family            20360901
ANTELOPE                                   CA           95843           Single Family            20360901
MISSION VIEJO                              CA           92692           PUD                      20360901
BASKING RIDGE                              NJ           7920            Single Family            20360901
HENDERSON                                  NV           89044           PUD                      20360901
LAS VEGAS                                  NV           89149           PUD                      20360901
MODESTO                                    CA           95356           Single Family            20360901
PAWLEYS ISLAND                             SC           29585           Single Family            20360901
LA MIRADA                                  CA           90638           Single Family            20360901
OAKLEY                                     CA           94561           Single Family            20361001
CHULA VISTA                                CA           91915           PUD                      20360901
VENTURA                                    CA           93003           Single Family            20361001
CORONA                                     CA           92883           PUD                      20360901
ROLLINS                                    MT           59931           Single Family            20361001
CHARLOTTE                                  NC           28216           PUD                      20360901
LOS ANGELES                                CA           91436           Single Family            20361001
PHOENIX                                    AZ           85018           Single Family            20360901
CORONA DEL MAR                             CA           92625           2-4 Family               20360901
YORBA LINDA                                CA           92887           Single Family            20360901
ARLETA                                     CA           91331           Single Family            20360901
CUPERTINO                                  CA           95014           Single Family            20360901
RIDGEFIELD                                 NJ           7657            Single Family            20360901
LONG BRANCH                                NJ           7740            Condominium              20360901
HELLERTOWN                                 PA           18055           Single Family            20361001
HENDERSON                                  NV           89044           PUD                      20360901
HENDERSON                                  NV           89044           PUD                      20360901
SAN DIEGO                                  CA           92124           Single Family            20360901
WELLESLEY                                  MA           2481            Single Family            20360801
HAPPY VALLEY                               OR           97086           PUD                      20360901
BANDON                                     OR           97411           Single Family            20360901
FULLERTON                                  CA           92831           Single Family            20360901
YORBA LINDA                                CA           92887           Single Family            20360901
LAKEWOOD                                   CA           90712           Single Family            20360901
HANOVER                                    MA           2339            Single Family            20360901
EL CAJON                                   CA           92021           Single Family            20360901
GRIDLEY                                    CA           95948           Single Family            20360901
MOORPARK                                   CA           93021           Single Family            20360901
MONROVIA                                   CA           91016           2-4 Family               20360901
HUNTINGTON BEACH                           CA           92647           Single Family            20360901
ASPEN                                      CO           81611           Condominium              20360901
PORT WASHINGTON                            NY           11050           2-4 Family               20360901
WILDOMAR                                   CA           92595           PUD                      20360901
SAN DIMAS                                  CA           91773           Single Family            20360901
ORANGE                                     CA           92867           Single Family            20360901
UPPER SADDLE RIVER                         NJ           7458            Single Family            20360901
OCEANSIDE                                  CA           92057           Single Family            20360901
OCEAN CITY                                 NJ           8226            2-4 Family               20360901
LAS VEGAS                                  NV           89101           Condominium              20360901
DAYTON                                     NV           89403           Single Family            20360901
BRANDYWINE                                 MD           20613           Single Family            20360901
BOSTON                                     MA           2111            Condominium              20360901
QUEENS                                     NY           11105           Single Family            20360901
ALTADENA                                   CA           91001           Single Family            20360901
OCEANSIDE                                  CA           92056           PUD                      20360901
SOUTH OZONE PARK                           NY           11420           2-4 Family               20360901
FOUNTAIN VALLEY                            CA           92708           Single Family            20360901
DOWNEY                                     CA           90242           Single Family            20360901
FELTON                                     CA           95018           Single Family            20360901
UPPER MARLBORO                             MD           20774           PUD                      20360801
UPPER MARLBORO                             MD           20774           Single Family            20360901
HENDERSON                                  NV           89015           PUD                      20360901
SEATTLE                                    WA           98122           Single Family            20360901
TOMS RIVER                                 NJ           8753            Single Family            20361001
ROSEVILLE                                  CA           95747           Single Family            20360901
NEWPORT BEACH                              CA           92625           Condominium              20360601
GARDENA                                    CA           90248           Single Family            20360601
NEWPORT BEACH                              CA           92663           Single Family            20360601
RIVERSIDE                                  CA           92504           PUD                      20360801
HENDERSON                                  NV           89015           PUD                      20360901
OCEANSIDE                                  CA           92057           PUD                      20360901
LOS BANOS                                  CA           93635           Single Family            20360901
LAS VEGAS                                  NV           89178           PUD                      20360901
SAN JOSE                                   CA           95136           Condominium              20360901
SEAL BEACH                                 CA           90740           PUD                      20360901
FOREST LAKES                               AZ           85931           Single Family            20360901
TEMECULA                                   CA           92591           PUD                      20360901
OAKLEY                                     CA           94561           Single Family            20360901
PASADENA                                   CA           91103           2-4 Family               20360601
RALEIGH                                    NC           27615           PUD                      20360701
APPLE VALLEY                               CA           92307           Single Family            20360701
LAKEWOOD                                   CA           90713           Single Family            20360601
VALLEJO                                    CA           94590           Single Family            20360801
DARIEN                                     CT           6820            Single Family            20360801
GLENWOOD SPRINGS                           CO           81601           PUD                      20360701
NORTH HOLLYWOOD                            CA           91605           Single Family            20360801
PALM COAST                                 FL           32137           Condominium              20360701
ESCONDIDO                                  CA           92026           Single Family            20360801
UPPER MARLBORO                             MD           20774           PUD                      20360801
SAN JOSE                                   CA           95117           Single Family            20360601
HIGHLAND PARK                              IL           60035           Single Family            20360901
SAN RAFAEL                                 CA           94903           Single Family            20360801
INDIO                                      CA           92203           PUD                      20360801
HUNTINGTON BEACH                           CA           92646           Single Family            20360801
MISSOURI CITY                              TX           77459           PUD                      20360801
INDIO                                      CA           92203           PUD                      20360801
PASADENA                                   CA           91104           Single Family            20360701
THOUSAND OAKS                              CA           91320           Condominium              20360901
WEST HILLS AREA LOS ANGEL                  CA           91304           Single Family            20360801
ARLETA AREA LOS ANGELES                    CA           91331           Single Family            20360701
SAN FRANCISCO                              CA           94115           Condominium              20360801
ARLINGTON                                  VA           22205           Single Family            20360801
LAS VEGAS                                  NV           89178           PUD                      20360801
LOS ANGELES                                CA           90058           Single Family            20360801
YORBA LINDA                                CA           92886           Single Family            20360901
BRECKENRIDGE                               CO           80424           Single Family            20360901
PORTLAND                                   OR           97239           Single Family            20360901
POMPANO BEACH                              FL           33060           Single Family            20360701
SAN RAMON                                  CA           94583           PUD                      20360901
LOS ANGELES                                CA           90004           Single Family            20360801
FOUNTAIN VALLEY                            CA           92708           Single Family            20360901
EADS                                       TN           38028           Single Family            20360901
MURRIETA                                   CA           92563           Single Family            20360901
SIMI VALLEY                                CA           93065           Single Family            20360901
TRABUCO CANYON                             CA           92679           Condominium              20360901
PHOENIX                                    AZ           85021           Single Family            20360901
PLEASANTON                                 CA           94588           Single Family            20360901
SAN JOSE                                   CA           95126           Single Family            20360901
LOS ANGELES ENCINO AREA                    CA           91436           Single Family            20360901
LAS VEGAS                                  NV           89131           Single Family            20360901
MARRIOTTSVILLE                             MD           21104           PUD                      20360901
SAN DIEGO                                  CA           92119           Single Family            20360801
BUENA PARK                                 CA           90620           Single Family            20360901
FT WASHINGTON                              MD           20744           PUD                      20360901
HERNDON                                    VA           20171           PUD                      20360901
GILBERT                                    AZ           85297           PUD                      20360901
SAN LEANDRO                                CA           94577           Single Family            20360801
HAYWARD                                    CA           94542           Single Family            20360901
BLUFFTON                                   SC           29910           PUD                      20360701
SAINT SIMONS ISLAND                        GA           31522           Single Family            20360601
KILL DEVIL HILLS                           NC           27948           Single Family            20360601
MADRAS                                     OR           97741           Single Family            20360601
IRWIN                                      ID           83428           Single Family            20360601
TUCSON                                     AZ           85711           Single Family            20360601
RENO                                       NV           89503           PUD                      20360601
ADELANTO                                   CA           92301           Single Family            20360701
OCALA                                      FL           34472           Single Family            20360601
MURFREESBORO                               TN           37128           Single Family            20360601
CENTREVILLE                                VA           20121           PUD                      20360601
POMPANO BEACH                              FL           33069           Condominium              20360601
LAS VEGAS                                  NV           89117           PUD                      20360601
CENTRAL ISLIP                              NY           11722           Single Family            20360601
SAINT CLOUD                                FL           34769           PUD                      20360601
TUCSON                                     AZ           85718           PUD                      20360601
ANN ARBOR                                  MI           48103           Condominium              20360601
CHULA VISTA                                CA           91911           PUD                      20360601
SPARKS                                     NV           89434           PUD                      20360601
FOLEY                                      AL           36535           Single Family            20360701
SEASIDE                                    OR           97138           Single Family            20360601
ATASCADERO                                 CA           93422           Single Family            20360601
SPARKS                                     NV           89436           PUD                      20360701
ATLANTIC CITY                              NJ           8401            Condominium              20360701
BLAIRSVILLE                                GA           30512           Single Family            20360701
ELIZABETH                                  CO           80107           PUD                      20360601
CLEVELAND HEIGHTS                          OH           44106           Condominium              20360701
SOUTH JORDAN                               UT           84095           Condominium              20360701
SACRAMENTO                                 CA           95831           Single Family            20360701
SKOKIE                                     IL           60077           Condominium              20360701
ATHENS                                     GA           30606           PUD                      20360701
RENO                                       NV           89503           Single Family            20360701
ANN ARBOR                                  MI           48103           Single Family            20360701
LOS ANGELES                                CA           90004           2-4 Family               20351001
Garland                                    TX           75043           PUD                      20360701
Grovetown                                  GA           30813           Single Family            20360401
Sacramento                                 CA           95833           PUD                      20360901
WHITTIER                                   CA           90605           Single Family            20360901
NEW YORK                                   NY           10019           Condominium              20360901
Marco Island                               FL           34145           Single Family            20360901
CROWLEY                                    TX           76036           PUD                      20360901
NORTH WALTHAM                              MA           2451            Condominium              20360901
LOS ANGELES                                CA           91604           Single Family            20360901
LONG BEACH                                 CA           90803           2-4 Family               20360801
NEWPORT BEACH                              CA           92625           Single Family            20360901
Coral Gables                               FL           33134           Single Family            20360901
Charlotte                                  NC           28277           PUD                      20360901
CASTLE ROCK                                CO           80109           PUD                      20360901
Cape Coral                                 FL           33914           Single Family            20360901
The Woodlands                              TX           77380           Single Family            20360701
Harvard                                    IL           60033           Single Family            20360801
Fresno                                     CA           93725           Single Family            20360901
BENTON                                     AR           72015           Single Family            20360901
E SAINT LOUIS                              IL           62205           Single Family            20360901
Indianapolis                               IN           46227           Single Family            20360901
Las Vegas                                  NV           89148           PUD                      20360901
Newman                                     CA           95360           Single Family            20360901
Livermore                                  CA           94551           Single Family            20360901
Sacramento                                 CA           95833           PUD                      20360901
CAVE CREEK                                 AZ           85331           Single Family            20360901
Lake Wales                                 FL           33853           Single Family            20360901
Phoenix                                    AZ           85048           Single Family            20360801
BIRMINGHAM                                 MI           48009           Condominium              20360801
Paradise Valley                            AZ           85253           Single Family            20360901
Westminster                                CO           80031           Single Family            20360801
Mountain House                             CA           95391           Single Family            20360901
Henderson                                  NV           89044           PUD                      20360901
Jackson                                    MI           49201           Single Family            20360901
PHOENIX                                    AZ           85085           PUD                      20360701
HENDERSON                                  NV           89044           PUD                      20360801
Ojai                                       CA           93023           Single Family            20360901
San Diego                                  CA           92117           Single Family            20360101
Raleigh                                    NC           27604           PUD                      20360401
Greenville                                 TX           75402           Single Family            20360701
GREENVILLE                                 TX           75402           Single Family            20360701
HOUSTON                                    TX           77006           Condominium              20360801
Sacramento                                 CA           95834           Single Family            20360901
Bonita                                     CA           91902           Single Family            20360901
Fort Myers                                 FL           33913           Condominium              20360501
MONTGOMERY                                 TX           77356           PUD                      20360801
Columbus                                   OH           43205           Single Family            20360901
RICHMOND                                   VA           23231           Single Family            20360901
Winnetka                                   CA           91306           Single Family            20360801
Simi Valley                                CA           93063           PUD                      20360801
Anthem                                     AZ           85086           Single Family            20360801
San Marcos                                 CA           92078           PUD                      20360901
HOUSTON                                    TX           77006           Condominium              20360801
Hypoluxo                                   FL           33462           Single Family            20360901
Land O Lakes                               FL           34639           PUD                      20360901
COMMERCE CITY                              CO           80022           PUD                      20360901
Dixon                                      CA           95620           Single Family            20360901
CORONA                                     CA           92879           Single Family            20360801
SANTA ANA                                  CA           92701           Condominium              20360801
KANSAS CITY                                MO           64134           Single Family            20360801
TITUSVILLE                                 FL           32780           PUD                      20360801
FOUNTAIN VALLEY                            CA           92708           PUD                      20360901
KINGWOOD                                   TX           77339           PUD                      20360901
Greenwood                                  IN           46143           PUD                      20360901
WALDORF                                    MD           20603           PUD                      20360901
Alexandria                                 VA           22312           Townhouse                20360901
ANTIOCH                                    CA           94531           Single Family            20360901
KETTERING                                  MD           20774           PUD                      20360901
Santa Clarita                              CA           91354           Single Family            20360901
Kissimmee                                  FL           34759           PUD                      20360901
Lake Wales                                 FL           33853           Single Family            20360901
Los Angeles                                CA           90047           Single Family            20360901
Hilton Head Island                         SC           29928           Condominium              20360901
NORTHRIDGE                                 CA           91343           Single Family            20360901
PHOENIX                                    AZ           85044           PUD                      20360901
OAKLEY                                     CA           94561           PUD                      20360901
KING GEORGE                                VA           22485           PUD                      20360801
Rancho Cucamonga                           CA           91730           Single Family            20360901
KING GEORGE                                VA           22485           PUD                      20360801
Coral Springs                              FL           33076           PUD                      20360801
BOWIE                                      MD           20716           PUD                      20360901
Henderson                                  NV           89074           PUD                      20360801
SAINT PAUL                                 MN           55116           Condominium              20360801
WOODBRIDGE                                 CT           6525            Single Family            20360901
Scottsdale                                 AZ           85255           PUD                      20360901
San Antonio                                TX           78203           Single Family            20360801
WEST GROVE                                 PA           19390           Single Family            20350701
LAKE STEVENS                               WA           98258           Single Family            20360901
Scottsdale                                 AZ           85258           Condominium              20360901
DECATUR                                    GA           30032           Single Family            20360901
Fredericksburg                             VA           22401           PUD                      20360801
HYDE PARK                                  MA           2136            2-4 Family               20360801
North Palm Beach                           FL           33410           PUD                      20360901
DRAPER                                     UT           84020           Single Family            20360901
Destin                                     FL           32541           PUD                      20360601
MIAMI                                      FL           33176           Condominium              20360801
TRIPOLI                                    IA           50676           Single Family            20360901
HENDERSON                                  NV           89052           Single Family            20360901
Teaneck                                    NJ           7666            Single Family            20360901
Henderson                                  NV           89015           PUD                      20360801
Manassas                                   VA           20112           PUD                      20360801
Fresno                                     CA           93711           Single Family            20360901
CALDWELL                                   ID           83605           Single Family            20360801
GLENDALE                                   AZ           85310           Single Family            20360901
NAGS HEAD                                  NC           27959           Single Family            20360801
Honolulu                                   HI           96816           Single Family            20360801
BRENTWOOD                                  CA           94513           Single Family            20360901
Madera                                     CA           93637           Single Family            20360901
Daytona Beach                              FL           32117           Condominium              20360801
Casa Grande                                AZ           85222           Single Family            20360901
MILLIKEN                                   CO           80543           Single Family            20360801
DOWNEY                                     CA           90242           Single Family            20360801
San Francisco                              CA           94117           2-4 Family               20360901
ANNA                                       TX           75409           PUD                      20360801
Oyster Bay                                 NY           11771           Single Family            20360401
SAN DIEGO                                  CA           92123           Single Family            20360901
Raleigh                                    NC           27613           PUD                      20360901
HOUSTON                                    TX           77064           PUD                      20360701
PORTSMOUTH                                 VA           23703           PUD                      20360801
Bellingham                                 WA           98229           PUD                      20360801
Sparks                                     NV           89431           2-4 Family               20360801
Las Vegas                                  NV           89178           PUD                      20360801
RANCHO CUCAMONGA                           CA           91737           Single Family            20360801
SANTA MONICA                               CA           90403           Condominium              20360801
JACKSONVILLE                               FL           32209           Single Family            20360701
Newport Beach                              CA           92657           Single Family            20360801
Pontiac                                    MI           48342           Single Family            20360801
Aurora                                     CO           80014           PUD                      20360801
Aurora                                     CO           80014           PUD                      20360801
Aurora                                     CO           80010           2-4 Family               20360801
Aurora                                     CO           80014           PUD                      20360801
Aurora                                     CO           80014           PUD                      20360801
Alpharetta                                 GA           30004           PUD                      20360901
SPRING HILL                                FL           34609           PUD                      20360901
WHITE                                      GA           30184           Single Family            20360901
NORTH PORT                                 FL           34289           PUD                      20360901
CANTON                                     GA           30115           PUD                      20360901
Oakland                                    CA           94619           Single Family            20361001
Andover                                    MA           1810            Single Family            20361001
Queen Creek                                AZ           85242           PUD                      20361001
Santa Rosa                                 CA           95404           Single Family            20360901
Hudson                                     WI           54016           Single Family            20360901
Winder                                     GA           30680           Single Family            20361001
Laguna Beach                               CA           92651           Single Family            20360901
Austell                                    GA           30106           Condominium              20361001
Santa Rosa                                 CA           95403           Single Family            20361001
Orlando                                    FL           32818           PUD                      20361001
GRANADA HILLS                              CA           91344           Single Family            20361001
SAN JOSE                                   CA           95125           Single Family            20361001
MOUNTAIN HOUSE                             CA           95391           Single Family            20360901
Safety Harbor                              FL           34695           PUD                      20361001
Henderson                                  NV           89015           Single Family            20360901
Petersburg                                 VA           23803           Single Family            20360901
Denver                                     CO           80206           PUD                      20360901
NORCO                                      CA           92860           Single Family            20360901
Oak Creek                                  WI           53154           Single Family            20360901
Sacramento                                 CA           95820           Single Family            20360901
Interlaken                                 NJ           7712            Single Family            20361001
Mc Lean                                    VA           22101           Single Family            20360901
Apache Junction                            AZ           85220           PUD                      20360901
Orlando                                    FL           32837           PUD                      20361001
Paradise Valley                            AZ           85253           PUD                      20361001
Leesburg                                   VA           20176           PUD                      20361001
Seattle                                    WA           98146           Single Family            20360901
Orlando                                    FL           32822           Single Family            20361001
Gilbert                                    AZ           85297           PUD                      20360901
Atlanta                                    GA           30324           Single Family            20360901
walkersville                               MD           21793           Single Family            20360901
Chicago                                    IL           60643           Single Family            20360901
Oakland                                    CA           94606           2-4 Family               20360901
Fort Lauderdale                            FL           33334           Single Family            20360901
Chicago                                    IL           60641           Condominium              20360901
Chicago                                    IL           60617           Single Family            20360901
Raleigh                                    NC           27604           PUD                      20360901
St. Augustine                              FL           32080           Condominium              20360901
Newark                                     NJ           7107            2-4 Family               20360901
(Northridge area) city of                  CA           91326           PUD                      20360901
Monticello                                 MN           55362           Townhouse                20361001
Glenn Dale                                 MD           20769           Single Family            20360901
WILLINGBORO                                NJ           8046            Single Family            20360901
CHULA VISTA                                CA           91914           PUD                      20360901
Las Vegas                                  NV           89147           Condominium              20360901
Whittier                                   CA           90601           Single Family            20360901
MANCHESTER                                 NH           3109            Single Family            20361001
Deerfield Beach                            FL           33064           PUD                      20360901
Tucker                                     GA           30084           Single Family            20360901
Boston                                     MA           2115            2-4 Family               20361001
San Leandro                                CA           94577           Single Family            20360901
ARROYO GRANDE                              CA           93420           Townhouse                20360901
SAN JOSE                                   CA           95121           Single Family            20360801
RICHMOND                                   CA           94805           Single Family            20360801
WALNUT CREEK                               CA           94595           Single Family            20360801
SAN LEANDRO                                CA           94578           Single Family            20360801
ATASCADERO                                 CA           93422           Single Family            20360901
HENDERSON                                  NV           89044           PUD                      20360801
SCOTTSDALE                                 AZ           85255           Single Family            20360901
NEWTON                                     MA           2458            Single Family            20360901
SANTA YNEZ                                 CA           93460           PUD                      20360801
EDWARDS                                    CO           81632           PUD                      20360901
FOUNTAIN VALLEY                            CA           92708           Single Family            20360801
ARLINGTON                                  VA           22209           Condominium              20360901
CAMBRIA                                    CA           93428           Single Family            20360801
LOS ANGELES                                CA           91331           Single Family            20360901
HONOLULU                                   HI           96822           Single Family            20360801
SAN JUAN CAPISTRANO                        CA           92675           PUD                      20360801
LOS ANGELES                                CA           90066           Single Family            20360901
BREWSTER                                   NY           10509           Single Family            20360901
LA VERNE                                   CA           91750           Single Family            20460701
INGLESIDE                                  IL           60041           Single Family            20360901
LOS ANGELES                                CA           91326           Single Family            20360901
RIPON                                      CA           95366           PUD                      20360801
VENTURA                                    CA           93004           Single Family            20360801
GOLETA                                     CA           93117           2-4 Family               20360801
STUDIO CITY                                CA           91604           Condominium              20360901
ESCONDIDO                                  CA           92029           Single Family            20360901
BRISTOW                                    VA           20136           PUD                      20360901
LINCOLNWOOD                                IL           60712           Single Family            20360801
LADERA RANCH                               CA           92694           PUD                      20360901
LOS ALAMITOS AREA                          CA           90720           Single Family            20360801
SANTA MONICA                               CA           90403           Condominium              20360801
UPPER MARLBORO                             MD           20774           PUD                      20360801
NEBO                                       NC           28761           PUD                      20360801
SAN GABRIEL                                CA           91776           Single Family            20360801
MOUNTAIN HOUSE                             CA           95391           Single Family            20360801
NEW YORK                                   NY           10005           Condominium              20360801
MURRIETA                                   CA           92562           Single Family            20360801
BURBANK                                    CA           91504           Single Family            20360801
TEMECULA                                   CA           92592           PUD                      20360801
ANAHEIM                                    CA           92808           Single Family            20360701
MYRTLE BEACH                               SC           29572           PUD                      20360801
SANTA FE                                   NM           87508           PUD                      20360801
FULLERTON                                  CA           92833           Single Family            20360801
ENCINITAS                                  CA           92024           PUD                      20360801
DOWNEY                                     CA           90241           Single Family            20360801
SANTA ROSA                                 CA           95404           Single Family            20360901
GLENDALE                                   CA           91208           2-4 Family               20360901
SCOTTSDALE                                 AZ           85251           Condominium              20360801
GLENDALE                                   CA           91214           Single Family            20360801
SAN DIEGO                                  CA           92105           Single Family            20360801
LAGUNA WOODS                               CA           92637           Condominium              20360801
CAMARILLO                                  CA           93010           Single Family            20360801
ATLANTA                                    GA           30308           Condominium              20360801
GARDEN GROVE                               CA           92840           Single Family            20360801
HENDERSON                                  NV           89015           PUD                      20360801
ARDEN                                      NC           28704           PUD                      20360701
INGLEWOOD                                  CA           90305           PUD                      20360801
PLYMOUTH                                   MI           48170           Single Family            20360901
HENDERSON                                  NV           89015           PUD                      20360801
SAN JOSE                                   CA           95123           Condominium              20360901
CHINO HILLS                                CA           91709           Single Family            20360701
VAN NUYS                                   CA           91401           Single Family            20360701
MOUNTAIN HOUSE                             CA           95391           Single Family            20360801
PALM SPRINGS                               CA           92264           Single Family            20360901
CORONA                                     CA           92880           Single Family            20360801
CORONA                                     CA           92882           PUD                      20360801
PHOENIX                                    AZ           85044           PUD                      20360801
EL DORADO HILLS                            CA           95762           Single Family            20360801
BURR RIDGE                                 IL           60527           Single Family            20360801
SAN CLEMENTE                               CA           92673           Condominium              20360801
LA HABRA                                   CA           90631           Single Family            20360801
NORTHRIDGE                                 CA           91325           Single Family            20360801
VALHALLA                                   NY           10595           Single Family            20360801
WESTON                                     FL           33331           PUD                      20360601
Fredericksburg                             VA           22407           PUD                      20360801
North Hills                                CA           91343           Condominium              20360801
PHOENIX                                    AZ           85054           PUD                      20360701
CONCORD                                    MA           1742            Single Family            20360801
MIDDLETOWN                                 OH           45042           Single Family            20360801
Del Haven                                  NJ           8251            Single Family            20360801
Bothell                                    WA           98012           PUD                      20360901
VALLEJO                                    CA           94591           Single Family            20360601
DENVER                                     CO           80210           Single Family            20360601
PARAMUS                                    NJ           7652            Single Family            20360801
MIRAMAR                                    FL           33027           Single Family            20360901
PINECREST                                  FL           33156           Single Family            20360801
MIDLAND PARK                               NJ           7432            Single Family            20360901
PERRYSBURG                                 OH           43551           Single Family            20360801
BERLIN                                     MA           1503            Single Family            20360801
TYBEE ISLAND                               GA           31328           Condominium              20360401
ENCINITAS                                  CA           92024           Single Family            20360801
FONTANA                                    CA           92336           Single Family            20360701
LOS ANGELES                                CA           90017           Condominium              20360801
DESTIN                                     FL           32541           Condominium              20360801
SAN JOSE                                   CA           95125           Condominium              20360801
WILTON MANORS                              FL           33311           Single Family            20360801
LATHROP                                    CA           95330           Single Family            20360801
LAKE WORTH                                 FL           33467           PUD                      20360701
WOODBRIDGE                                 VA           22191           PUD                      20360701
ANTHEM                                     AZ           85086           PUD                      20360701
LAKE ELSINORE                              CA           92532           Single Family            20360801
BURLINGTON                                 MA           1803            Single Family            20360701
MANASSAS                                   VA           20112           PUD                      20360701
JACKSON                                    WY           83001           Single Family            20360701
MIRAMAR                                    FL           32550           PUD                      20360801
LOS ANGELES NORTH HILLS A                  CA           91343           Condominium              20360701
HERDON                                     VA           20170           Single Family            20360701
WESTPORT                                   CT           6880            Single Family            20360801
LOS ANGELES                                CA           90067           Condominium              20360801
LAS VEGAS                                  NV           89141           PUD                      20360801
SAINT SIMONS ISLAND                        GA           31522           PUD                      20360701
ANTIOCH                                    CA           94509           Single Family            20360701
ROSEVILLE                                  CA           95747           Single Family            20360701
SANTA CRUZ                                 CA           95060           Single Family            20360701
VISTA                                      CA           92084           Single Family            20360701
SAN DIEGO                                  CA           92101           2-4 Family               20360701
BALD HEAD ISLAND                           NC           28461           PUD                      20360801
CHULA VISTA                                CA           91915           Condominium              20360801
LAKE FOREST                                CA           92630           Single Family            20360801
PUYALLUP                                   WA           98373           PUD                      20360801
JERSEY CITY                                NJ           7302            Condominium              20460701
ANAHEIM                                    CA           92806           Single Family            20360801
RANCHO CUCAMONGA                           CA           91739           Single Family            20360801
MANHASSET                                  NY           11030           Single Family            20360801
SAN FRANCISCO                              CA           94114           2-4 Family               20360801
SANTA MONICA                               CA           90404           Condominium              20360801
CHULA VISTA                                CA           91915           Condominium              20360801
SANTA ANA                                  CA           92704           Single Family            20360801
MEDFORD                                    OR           97504           Single Family            20360701
DUBLIN                                     CA           94568           PUD                      20360801
UNION CITY                                 CA           94587           Single Family            20360801
KIHEI                                      HI           96753           Condominium              20360801
HENDERSON                                  NV           89044           PUD                      20360701
LIDO BEACH                                 NY           11561           Condominium              20360801
SANTA CLARITA(                             CA           91387           Single Family            20360801
SCOTTSDALE                                 AZ           85259           PUD                      20360801
CENTERVILLE                                MA           2632            Single Family            20360801
EAST ELMHURST                              NY           11369           2-4 Family               20360801
GARDEN GROVE                               CA           92840           PUD                      20360801
BRECKENRIDGE                               CO           80424           Single Family            20360801
SARASOTA                                   FL           34242           Single Family            20360801
PORTLAND                                   OR           97229           Single Family            20360801
NEWPORT COAST                              CA           92657           PUD                      20360801
PERRIS                                     CA           92570           Single Family            20360801
CARSON                                     CA           90746           PUD                      20360701
BEN LOMOND                                 CA           95005           Single Family            20360801
BRADLEY                                    CA           93426           Single Family            20360801
OXNARD                                     CA           93030           Single Family            20360801
SAN LUIS OBISPO                            CA           93401           Single Family            20360801
NAPLES                                     FL           34119           Single Family            20360801
DANA POINT                                 CA           92629           Single Family            20360801
DAVIS                                      CA           95616           Single Family            20360801
MOORPARK                                   CA           93021           Single Family            20360801
LOS ANGELES                                CA           90024           Condominium              20360801
SIMI VALLEY                                CA           93063           PUD                      20360801
WEST HILLS                                 CA           91307           Single Family            20360801
NANTUCKET                                  MA           2554            Single Family            20360801
ELMHURST                                   NY           11373           2-4 Family               20360801
HESPERIA                                   CA           92344           Single Family            20360801
AUSTIN                                     TX           78737           Single Family            20360801
EAST ELMHURST                              NY           11370           2-4 Family               20360801
OCONOMOWOC                                 WI           53066           Single Family            20360801
LAUREL                                     MD           20723           PUD                      20360801
ANAHEIM                                    CA           92804           Single Family            20360801
PETALUMA                                   CA           94952           Single Family            20360801
PEEKSKILL                                  NY           10566           Condominium              20360801
SANTA BARBARA                              CA           93103           Condominium              20360801
LAS VEGAS                                  NV           89131           PUD                      20360801
LA MESA                                    CA           91941           Single Family            20360801
PLEASANTON                                 CA           94588           Single Family            20360801
SANTA CLARITA                              CA           91351           Condominium              20360801
COSTA MESA                                 CA           92627           Single Family            20360801
CHICAGO                                    IL           60612           Condominium              20360801
RIVERSIDE                                  CA           92508           PUD                      20360801
VERO BEACH                                 FL           32963           Single Family            20360801
LOS ANGELES                                CA           91423           Single Family            20360801
EHRENBERG                                  AZ           85334           PUD                      20360801
SANTA BARBARA                              CA           93105           Condominium              20360801
WEST SACRAMENTO                            CA           95691           Single Family            20360801
LAS VEGAS                                  NV           89183           PUD                      20361001
LAS VEGAS                                  NV           89149           PUD                      20360901
LYNNWOOD                                   WA           98037           Single Family            20361001
NEWCASTLE                                  CA           95658           Single Family            20360901
HENDERSON                                  NV           89014           PUD                      20361001
HENDERSON                                  NV           89044           PUD                      20360901
STUDIO CITY                                CA           91602           Condominium              20361001
RANCHO CUCAMONGA                           CA           91739           Single Family            20360901
BROOMFIELD                                 CO           80020           Single Family            20361001
CAPE CORAL                                 FL           33993           Single Family            20360901
NORTH LAS VEGAS                            NV           89031           PUD                      20361001
REHOBOTH BEACH                             DE           19971           PUD                      20360901
BALTIMORE                                  MD           21218           Single Family            20360901
PEMBROKE PINES                             FL           33027           PUD                      20361001
ELLICOTT CITY                              MD           21043           Single Family            20361001
GILROY                                     CA           95020           Single Family            20361001
GARDENA                                    CA           90248           Single Family            20361001
EL CERRITO                                 CA           94530           Single Family            20360901
RENTON                                     WA           98056           Single Family            20360901
WELLINGTON                                 FL           33467           PUD                      20361001
GOODYEAR                                   AZ           85338           PUD                      20361001
PETALUMA                                   CA           94952           Single Family            20360901
HAYDEN                                     ID           83835           Single Family            20360901
REDLANDS                                   CA           92373           Single Family            20361001
FRANKLIN                                   TN           37064           PUD                      20361101
SEASIDE                                    CA           93955           Single Family            20361001
ROCHESTER HILLS                            MI           48306           Single Family            20360901
CEDAR PINES PARK                           CA           92322           Single Family            20361001
EL CERRITO                                 CA           94530           Single Family            20361001
SAN PEDRO                                  CA           90731           Single Family            20361001
ASHBURN                                    VA           20147           PUD                      20360401
ROCHESTER                                  MI           48306           Single Family            20361001
ARLINGTON HEIGHTS                          IL           60005           Single Family            20360901
PASADENA                                   CA           91104           Single Family            20361001
SAN FRANCISCO                              CA           94109           Condominium              20460701
TAMPA                                      FL           33647           Single Family            20361001
NORTH HOLLYWOOD AREA                       CA           91605           Single Family            20361001
CHESTERFIELD                               MO           63017           PUD                      20360801
MENLO PARK                                 CA           94025           Single Family            20361101
CARMICHAEL                                 CA           95608           Single Family            20460701
SANTA ANA                                  CA           92706           Single Family            20361001
STEVENSON RANCH                            CA           91381           Condominium              20361001
GRAND HAVEN                                MI           49417           Condominium              20360901
TAVERNIER                                  FL           33070           Single Family            20361001
KEY WEST                                   FL           33040           Single Family            20360801
MISSION VIEJO                              CA           92691           Single Family            20361001
FRANKLIN                                   TN           37064           Single Family            20360801
EASTTOWN TOWNSHIP                          PA           19333           Single Family            20360801
LAS VEGAS                                  NV           89101           Condominium              20360801
LOS ANGELES                                CA           90065           Single Family            20360801
MILLSBORO                                  DE           19966           Condominium              20360801
HOOVER                                     AL           35244           PUD                      20360801
LAS VEGAS                                  NV           89101           Condominium              20360801
BURBANK                                    CA           91504           Single Family            20360801
MISSION VIEJO                              CA           92692           Single Family            20361001
LAGUNA NIGUEL                              CA           92677           PUD                      20361001
WESTON                                     FL           33332           PUD                      20361001
BRIGHTON                                   MI           48114           Single Family            20361101
CASTAIC                                    CA           91384           PUD                      20361101
HOLLISTER                                  CA           95023           Single Family            20360901
RIVERSIDE                                  CA           92506           Single Family            20361001
BRISTOW                                    VA           20136           PUD                      20360801
OAKHURST                                   CA           93644           Single Family            20361001
VENTURA                                    CA           93001           Single Family            20361001
TAMPA                                      FL           33647           PUD                      20460701
WOODBRIDGE                                 VA           22191           PUD                      20361001
ALEXANDRIA                                 VA           22310           Single Family            20361001
MIDDLETON                                  ID           83644           PUD                      20460801
OAK PARK                                   IL           60302           Single Family            20361001
CORONA                                     CA           92833           PUD                      20361001
SAN RAMON                                  CA           94583           Single Family            20361001
ESCONDIDO                                  CA           92029           Single Family            20360901
SIGNAL HILL                                CA           90755           PUD                      20361001
LOS ANGELES                                CA           90036           Single Family            20361001
NEW YORK                                   NY           10028           Condominium              20361101
HINSDALE                                   IL           60521           Single Family            20361001
HAYWARD                                    CA           94545           Single Family            20360901
ARLINGTON                                  VA           22206           Condominium              20361001
JACKSON                                    WY           83001           Single Family            20361001
ZIMMERMAN                                  MN           55398           Single Family            20360901
FRANKFORT                                  IL           60423           Single Family            20360901
MIAMI SHORES                               FL           33138           Single Family            20360801
CAPE CORAL                                 FL           33914           Condominium              20361101
WINDERMERE                                 FL           34786           Single Family            20360801
ORANGE                                     CA           92867           Single Family            20361001
HENDERSON                                  NV           89044           PUD                      20360901
PALMDALE                                   CA           93551           Single Family            20361001
REDMOND                                    OR           97756           Single Family            20361001
HUNTINGTON BEACH                           CA           92649           Single Family            20361101
LAS VEGAS                                  NV           89131           PUD                      20360901
CHULA VISTA                                CA           91915           PUD                      20361001
ESTES PARK                                 CO           80517           Single Family            20360901
INDIO                                      CA           92203           PUD                      20361001
FOLSOM                                     CA           95630           PUD                      20361101
GULF SHORES                                AL           36542           Condominium              20360901
DORAL                                      FL           33178           PUD                      20361101
GOLETA                                     CA           93117           PUD                      20361001
GLENDALE                                   CA           91206           Single Family            20361001
KULA                                       HI           96790           Single Family            20361001
PAHOA                                      HI           96778           Single Family            20361001
NUEVO                                      CA           92567           Single Family            20361101
CORONA                                     NY           11368           Single Family            20360901
RANCHO PALOS VERDES                        CA           90275           Single Family            20361001
COLUMBIA                                   NJ           7832            Single Family            20360901
KAILUA                                     HI           96734           Single Family            20361001
PHOENIX                                    AZ           85050           PUD                      20360901
LAGUNA BEACH                               CA           92651           Single Family            20361001
HERRIMAN                                   UT           84096           Single Family            20360901
BRADENTON                                  FL           34209           Single Family            20360901
PASO ROBLES                                CA           93446           PUD                      20361001
WADSWORTH                                  IL           60083           Single Family            20361001
ORANGE                                     CA           92869           Single Family            20360901
OCEANSIDE                                  CA           92057           PUD                      20360901
SAN LUIS OBISPO                            CA           93405           PUD                      20361001
LOS ANGELES                                CA           90048           2-4 Family               20361001
LOS ANGELES                                CA           90013           Condominium              20361001
BRENTWOOD                                  CA           94513           Single Family            20360901
IRVINE                                     CA           92604           PUD                      20361001
BEVERLY HILLS                              CA           90212           Single Family            20361001
SANTA CLARITA                              CA           91390           Single Family            20361001
VAN NUYS AREA                              CA           91401           Single Family            20360901
FORT LAUDERDALE                            FL           33314           Single Family            20360901
TORRANCE                                   CA           90505           Single Family            20361001
FREDERICK                                  MD           21704           PUD                      20361001
NEWPORT BEACH                              CA           92657           Condominium              20361001
GARDEN GROVE                               CA           92841           Single Family            20360901
RANCHO CUCAMONGA                           CA           91739           Single Family            20360901
CHARLOTTE                                  NC           28277           PUD                      20360901
GARDEN VALLEY                              CA           95633           Single Family            20361101
DENVER                                     NC           28037           PUD                      20361001
NORTHRIDGE                                 CA           91324           Condominium              20361001
MADISON                                    NJ           7940            Single Family            20361001
LAKESHORE                                  MN           56468           Single Family            20360901
SAN RAMON                                  CA           94583           PUD                      20361101
PASADENA                                   CA           91103           Single Family            20360901
SAN DIEGO                                  CA           92126           Condominium              20360901
STEVENSON RANCH                            CA           91381           PUD                      20361101
LAS VEGAS                                  NV           89149           Single Family            20360901
BURBANK                                    CA           91506           Single Family            20361001
CHICAGO                                    IL           60622           Single Family            20360901
SIMI VALLEY                                CA           93065           Single Family            20360901
LONG BEACH                                 CA           90802           2-4 Family               20361001
STERLING                                   VA           20165           PUD                      20361001
LEESBURG                                   VA           20176           PUD                      20361001
SCOTTSDALE                                 AZ           85262           PUD                      20361001
MOUNT HOPE                                 NY           10940           Single Family            20361101
PARKLAND                                   FL           33076           PUD                      20360901
INDIAN WELLS                               CA           92210           PUD                      20361001
FAIRFIELD                                  CA           94534           Single Family            20361001
BRENTWOOD                                  CA           94513           Single Family            20361001
WINDERMERE                                 FL           34786           PUD                      20361001
ARCADIA                                    CA           91007           Single Family            20361001
WOODSIDE                                   NY           11377           2-4 Family               20360901
RANCHO SANTA FE                            CA           92091           PUD                      20360901
SANTA MONICA                               CA           90405           Condominium              20361001
LINCROFT                                   NJ           7738            Single Family            20361001
LONG BEACH                                 CA           90808           Single Family            20361001
BONITA                                     CA           91902           PUD                      20360901
LEXINGTON                                  KY           40502           Single Family            20360901
LOS ANGELES                                CA           90018           2-4 Family               20360901
QUEEN CREEK                                AZ           85242           PUD                      20360901
CORONA                                     CA           92882           PUD                      20361001
LA QUINTA                                  CA           92253           Single Family            20361001
PHOENIX                                    AZ           85021           Single Family            20360901
HENDERSON                                  NV           89044           PUD                      20361001
UPPER MARLBORO                             MD           20774           PUD                      20361001
TUCSON                                     AZ           85745           PUD                      20360901
BELLEVUE                                   WA           98004           Single Family            20360901
LOS ANGELES                                CA           91316           Single Family            20361001
SACRAMENTO                                 CA           95829           Single Family            20361001
HUNTINGTON BEACH                           CA           92647           Single Family            20361001
WOODLAND HILLS                             CA           91364           Single Family            20360901
CAPE CORAL                                 FL           33904           Single Family            20361001
SAN FRANCISCO                              CA           94107           Condominium              20361101
SNOHOMISH                                  WA           98296           Single Family            20361001
SAN DIEGO                                  CA           92101           Condominium              20360901
MARINA DEL REY                             CA           90292           Condominium              20361101
DENVILLE                                   NJ           7834            PUD                      20360901
MARTINEZ                                   CA           94553           Single Family            20361001
FONTANA                                    CA           92336           PUD                      20361001
MENLO PARK                                 CA           94025           Single Family            20361101
SAINT CHARLES                              IL           60175           Single Family            20361101
CHICAGO                                    IL           60622           2-4 Family               20361001
KIRKLAND                                   WA           98033           Single Family            20361101
ARDEN                                      NC           28704           PUD                      20361101
YORBA LINDA                                CA           92886           Single Family            20361101
SUNNY ISLES BEACH                          FL           33160           Condominium              20361001
BURLINGAME                                 CA           94010           Single Family            20360901
MOUNTAIN VIEW                              CA           94043           2-4 Family               20361101
TEMECULA                                   CA           92592           PUD                      20360901
LOS ANGELES(SYLMAR AREA)                   CA           91342           Single Family            20361001
FREDERICKSBURG                             VA           22408           PUD                      20361001
CHICAGO                                    IL           60657           Condominium              20361101
SAN FRANCISCO                              CA           94108           Condominium              20361101
MIAMI BEACH                                FL           33139           Single Family            20361001
BROOKLYN                                   NY           11210           Single Family            20361001
GERMANTOWN                                 MD           20876           PUD                      20361101
BOISE                                      ID           83709           Single Family            20360901
SAN JOSE                                   CA           95138           Single Family            20360901
ORANGE BEACH                               AL           36561           Single Family            20361001
CORAL GABLES                               FL           33134           Single Family            20360701
VALENCIA                                   CA           91354           PUD                      20361101
ELK GROVE                                  CA           95757           Single Family            20360901
YORBA LINDA                                CA           92886           PUD                      20361001
AUSTIN                                     TX           78746           Single Family            20361101
MONTEREY                                   CA           93940           Single Family            20361001
GLENDALE                                   CA           91206           Single Family            20360901
LORTON                                     VA           22079           PUD                      20361001
CAVE CREEK                                 AZ           85331           Single Family            20360901
WOODLAND HILLS                             CA           91364           Single Family            20361101
WATSONVILLE                                CA           95076           Single Family            20361001
OKEMOS                                     MI           48864           Single Family            20360901
RAMONA                                     CA           92065           PUD                      20360901
SAN RAMON                                  CA           94583           Single Family            20460801
OROVILLE                                   CA           95966           Single Family            20360901
DANA POINT                                 CA           92624           Single Family            20360901
WESTMINSTER                                CA           92683           Single Family            20361001
SAN FRANCISCO                              CA           94127           Single Family            20360901
PORTLAND                                   OR           97210           Single Family            20360701
CANYON LAKE                                CA           92587           PUD                      20360801
DAYTONA BEACH                              FL           32124           PUD                      20361001
EL DORADO HILLS                            CA           95762           Single Family            20360901
SOUTH SAN FRANCISCO                        CA           94080           Condominium              20360701
JOHNS ISLAND                               SC           29455           PUD                      20360901
REHOBOTH BEACH                             DE           19971           Single Family            20360901
WEST COVINA                                CA           91791           Single Family            20460801
CLARKSBURG                                 MD           20871           PUD                      20360801
MAPLE VALLEY                               WA           98038           Single Family            20360901
CONCORD                                    CA           94518           Single Family            20361001
LOS ANGELES                                CA           90066           2-4 Family               20361101
STUDIO CITY                                CA           91604           Condominium              20361001
MENIFEE                                    CA           92584           PUD                      20361001
EDINA                                      MN           55439           PUD                      20361101
MIAMI BEACH                                FL           33139           2-4 Family               20361001
LAS VEGAS                                  NV           89149           PUD                      20361001
LAKE OSWEGO                                OR           97035           PUD                      20360901
SAN LEANDRO                                CA           94577           Single Family            20361101
LAS VEGAS                                  NV           89149           PUD                      20361001
LA CANADA FLINTRIDGE                       CA           91011           Single Family            20360901
PIKE ROAD                                  AL           36064           Single Family            20361001
EAGLE                                      CO           81631           PUD                      20361101
NORTH HOLLYWOOD                            CA           91606           Single Family            20360901
MILPITAS                                   CA           95035           Single Family            20361001
NEW YORK                                   NY           10032           2-4 Family               20361001
LOS ANGELES                                CA           91311           Single Family            20361101
CHICAGO                                    IL           60614           Single Family            20361001
ARBUCKLE                                   CA           95912           Single Family            20360901
NAPLES                                     FL           34117           Single Family            20361001
CARLSBAD                                   CA           92009           Single Family            20361101
BREA                                       CA           92821           Single Family            20360901
SCOTTSDALE                                 AZ           85251           Condominium              20360801
WHITTIER                                   CA           90603           Single Family            20361001
ORANGE                                     CA           92867           Single Family            20361101
LAS VEGAS                                  NV           89149           PUD                      20361001
LOS ANGELES                                CA           90064           Single Family            20361001
CHANDLER                                   AZ           85224           PUD                      20361001
DAVIE                                      FL           33330           PUD                      20361001
HILTON HEAD ISLAND                         SC           29928           Single Family            20361001
LAS VEGAS                                  NV           89129           PUD                      20361001
WESTPORT                                   CT           6880            Single Family            20361001
BLUFFTON                                   SC           29910           PUD                      20361001
HOLLIS                                     NH           3049            Single Family            20361001
SAN BRUNO                                  CA           94066           2-4 Family               20361001
ARCADIA                                    IN           46030           Single Family            20361001
TRACY                                      CA           95377           Single Family            20361001
ROSEMEAD                                   CA           91770           Single Family            20361001
GRAND HAVEN                                MI           49417           Single Family            20361001
COSTA MESA                                 CA           92627           Single Family            20361001
HAYWARD                                    CA           94545           Single Family            20361001
FORT WASHINGTON                            MD           20744           Single Family            20361001
LAKE GENEVA                                WI           53147           Condominium              20361001
HOBOKEN                                    NJ           7030            Condominium              20361001
ANTHEM                                     AZ           85086           PUD                      20361001
LAVALLETTE                                 NJ           8735            Single Family            20361001
PHOENIX                                    AZ           85013           Single Family            20361001
IRVINE                                     CA           92602           PUD                      20361001
WESTON                                     CT           6883            Single Family            20361001
WOODLAND                                   CA           95776           Single Family            20360901
SAN MARINO                                 CA           91108           Single Family            20361001
HIGHLAND                                   UT           84003           Single Family            20361001
KOLOA                                      HI           96756           Condominium              20361001
KAILUA                                     HI           96734           Single Family            20361001
ESTERO                                     FL           33928           PUD                      20361001
SIMI VALLEY                                CA           93063           PUD                      20361001
CLOVIS                                     CA           93611           Single Family            20361001
SARATOGA                                   CA           95070           Single Family            20361001
MOORPARK                                   CA           93021           Single Family            20361001
MORENO VALLEY                              CA           92551           PUD                      20361001
MOORPARK                                   CA           93021           Single Family            20361001
REDLANDS                                   CA           92374           Single Family            20361001
HOLLYWOOD                                  CA           90068           Single Family            20361001
NAPA                                       CA           94558           Single Family            20361001
SAN FRANCISCO                              CA           94107           Condominium              20361001
PARADISE VALLEY                            AZ           85253           Single Family            20361001
FLOSSMOOR                                  IL           60422           Single Family            20360701
GILROY                                     CA           95020           Single Family            20360901
SAN JOSE                                   CA           95121           Single Family            20361101
NORTH ATTLEBOROUGH                         MA           2760            Single Family            20361001
NAPA                                       CA           94558           Single Family            20360901
MIRA LOMA                                  CA           91752           Single Family            20360901
MARCO ISLAND                               FL           34145           Single Family            20361001
FULLERTON                                  CA           92831           Single Family            20360901
BRECKENRIDGE                               CO           80424           PUD                      20361101
DESTIN                                     FL           32541           Condominium              20361001
HAILEY                                     ID           83333           Single Family            20361001
LAKE FOREST                                CA           92630           PUD                      20360801
SNOWMASS VILLAGE                           CO           81615           PUD                      20361001
OAK HILLS AREA                             CA           92345           Single Family            20360901
ANAHEIM                                    CA           92802           Single Family            20360901
LOS ANGELES PLAYA VISTA A                  CA           90094           Condominium              20361001
COSTA MESA                                 CA           92627           Condominium              20360801
GLENN DALE                                 MD           20769           Single Family            20360901
EDWARDS                                    CO           81632           PUD                      20360901
UPPER MARLBORO                             MD           20774           PUD                      20360701
ACCOKEEK                                   MD           20607           PUD                      20361001
PEORIA                                     AZ           85383           Single Family            20361001
OCEAN ISLE BEACH                           NC           28469           Single Family            20360901
CORONA                                     CA           92881           Single Family            20361001
GLENDALE                                   AZ           85310           PUD                      20360901
WHITTIER                                   CA           90604           Single Family            20361001
GLENDALE                                   AZ           85310           PUD                      20360901
LAS VEGAS                                  NV           89101           Condominium              20360901
SANTA MONICA                               CA           90404           Condominium              20361001
LAS VEGAS                                  NV           89101           Condominium              20360901
MONROVIA                                   MD           21770           Single Family            20360901
ELLISVILLE                                 MO           63021           Single Family            20461001
LOS ANGELES                                CA           91316           Single Family            20361001
AVENTURA                                   FL           33160           Condominium              20361001
MIAMI                                      FL           33030           Single Family            20361101
CORAL GABLES                               FL           33156           Single Family            20361001
SEATTLE                                    WA           98112           Single Family            20360901
SAN DIMAS                                  CA           91773           Single Family            20361001
NEW YORK                                   NY           10019           Condominium              20360901
SAN CLEMENTE                               CA           92673           PUD                      20361001
HOLLISTER                                  CA           95023           Single Family            20360801
HENDERSON                                  NV           89012           PUD                      20361001
LOS ANGELES                                CA           90015           Condominium              20361001
CHINO HILLS                                CA           91709           Single Family            20360801
LANGHORNE                                  PA           19047           PUD                      20361001
SANTA ANA                                  CA           92705           Single Family            20360801
PALMDALE                                   CA           93551           Single Family            20361001
MIDWAY                                     UT           84049           Single Family            20360901
SAN JOSE                                   CA           95148           Single Family            20361001
SUNNY ISLES BEACH                          FL           33160           Condominium              20361001
RENO                                       NV           89509           PUD                      20361001
HUNTINGTON BEACH                           CA           92647           Single Family            20361001
SAN RAFAEL                                 CA           94901           Single Family            20360901
WINNETKA AREA                              CA           91306           Single Family            20360901
STAMFORD                                   CT           6902            Single Family            20361001
LOS ANGELES                                CA           90035           Single Family            20361001
FREDERICKSBURG                             VA           22554           PUD                      20360901
TUSTIN                                     CA           92780           Single Family            20361001
OAKLEY                                     CA           94561           Single Family            20361001
DOWNEY                                     CA           90240           Single Family            20361001
BLOOMINGDALE                               IL           60108           Single Family            20360901
SANTA ANA                                  CA           92707           Single Family            20361001
CORONA                                     CA           92880           Single Family            20360901
ARCADIA                                    CA           91006           Single Family            20360901
MARINA                                     CA           93933           Single Family            20361001
SIMI VALLEY                                CA           93065           PUD                      20360901
CORAL GABLES                               FL           33134           Condominium              20360801
TRUCKEE                                    CA           96161           PUD                      20361001
CHARLESTOWN                                MA           2129            Condominium              20360901
ANTHEM                                     AZ           85086           Single Family            20360901
BONITA SPRINGS                             FL           34133           Single Family            20360901
BRECKENRIDGE                               CO           80424           PUD                      20361001
SAN CLEMENTE                               CA           92673           PUD                      20361001
TRACY                                      CA           95304           Single Family            20360901
SANTA ANA                                  CA           92701           Single Family            20360901
RIVERSIDE                                  CA           92505           PUD                      20360901
LA VERNE                                   CA           91750           Single Family            20361001
GULF SHORES                                AL           36542           Condominium              20360901
HENDERSON                                  NV           89052           PUD                      20361001
SOUTH LAKE TAHOE                           CA           96150           Single Family            20360901
YUMA                                       AZ           85364           Single Family            20361101
COSTA MESA                                 CA           92626           Single Family            20361001
POMONA                                     CA           91766           Single Family            20361001
OJAI                                       CA           93023           Single Family            20361001
LOS ANGELES ENCINO AREA                    CA           91316           Single Family            20360901
SAN LEANDRO                                CA           94577           Single Family            20360901
SILVER SPRING                              MD           20905           PUD                      20361101
MOUNTAIN HOUSE                             CA           95391           Single Family            20361001
COMMERCE                                   CA           90040           2-4 Family               20361101
SEASIDE                                    CA           93955           PUD                      20361001
PACIFICA                                   CA           94044           Single Family            20361001
SANTA CLARITA                              CA           91350           PUD                      20360901
SAN MARCOS                                 CA           92069           Single Family            20361101
LOS ANGELES WOODLAND HILL                  CA           91367           Single Family            20360901
SAN DIEGO                                  CA           92115           Single Family            20461101
FLAGSTAFF                                  AZ           86004           Single Family            20361001
LA JOLLA                                   CA           92037           Condominium              20360901
NORWALK                                    CA           90650           Single Family            20361101
LOS ANGELES                                CA           90034           Single Family            20360901
SAVANNAH                                   GA           31410           Single Family            20361001
BOULDER CREEK                              CA           95006           Single Family            20360901
CASTAIC                                    CA           91384           Single Family            20360901
JAMAICA                                    NY           11435           Single Family            20361101
RICHMOND                                   CA           94804           Single Family            20360901
LEESBURG                                   VA           20176           Single Family            20361001
MIAMI                                      FL           33179           PUD                      20361101
MISSION VIEJO                              CA           92692           PUD                      20361001
ALTADENA                                   CA           91001           PUD                      20361001
COSTA MESA                                 CA           92627           Single Family            20361001
SANTA CLARITA                              CA           91351           Condominium              20360901
CINCINNATI                                 OH           45255           Single Family            20361001
FAIRFIELD                                  CA           94534           Single Family            20360901
MURPHY                                     TX           75094           PUD                      20360901
LAKE FOREST                                CA           92630           PUD                      20361001
MEDFORD LAKES                              NJ           8055            Single Family            20361001
LOS ANGELES                                CA           90021           2-4 Family               20360901
NEW YORK                                   NY           10028           Condominium              20361101
COLUMBIA                                   MD           21045           Condominium              20360901
LINCOLNSHIRE                               IL           60069           Single Family            20361001
PLEASANTON                                 CA           94588           Single Family            20361001
READING                                    MA           1867            Single Family            20360901
UPPER MARLBORO                             MD           20772           PUD                      20360901
SAINT CLOUD                                FL           34771           Single Family            20361101
STOCKTON                                   CA           95212           Single Family            20361001
CLIFTON                                    VA           20124           PUD                      20360901
DRAPER                                     UT           84020           Single Family            20361001
IRVINE                                     CA           92602           PUD                      20361001
NORTHRIDGE                                 CA           91326           Condominium              20361001
WOODBRIDGE                                 VA           22191           PUD                      20360701
CAMARILLO                                  CA           93012           PUD                      20360501
SCOTTS VALLEY                              CA           95066           Single Family            20360601
CHULA VISTA                                CA           92913           PUD                      20361001
DORAL                                      FL           33178           PUD                      20361001
FORT LAUDERDALE                            FL           33308           Single Family            20361001
DENVER                                     CO           80220           Single Family            20361001
SUNNY ISLES BEACH                          FL           33160           Condominium              20361001
PATTERSON                                  CA           95363           Single Family            20361001
FORT MYERS                                 FL           33912           PUD                      20361001
MENIFEE                                    CA           92584           Single Family            20360901
PHOENIX                                    AZ           85045           PUD                      20361001
APPLE VALLEY                               CA           92307           Single Family            20361001
LAS VEGAS                                  NV           89109           Condominium              20361101
UPLAND                                     CA           91784           PUD                      20361001
ALISO VIEJO                                CA           92656           Condominium              20361101
LIVERMORE                                  CA           94551           Single Family            20361001
FORT LAUDERDALE                            FL           33301           Condominium              20361001
LOS ANGELES                                CA           91311           PUD                      20361001
NEWARK                                     CA           94560           Single Family            20460701
TUSTIN                                     CA           92782           Condominium              20361001
STAMFORD                                   CT           6905            Condominium              20361001
ALAMO                                      CA           94507           Single Family            20361001
WELLINGTON                                 FL           33411           PUD                      20361101
COEUR D ALENE                              ID           83814           Single Family            20360901
Surprise                                   AZ           85379           PUD                      20360901
LAS VEGAS                                  NV           89131           PUD                      20360901
Las Vegas                                  NV           89117           PUD                      20360901
Salinas                                    CA           93905           Single Family            20360901
IRVINE                                     CA           92603           PUD                      20360901
DETROIT                                    MI           48235           Single Family            20360801
LOUISVILLE                                 KY           40216           Single Family            20360901
Arroyo Grande                              CA           93420           Single Family            20360901
Independence                               OR           97351           PUD                      20360901
WOODLAND HILLS                             CA           91364           Single Family            20360901
Henderson                                  NV           89012           Single Family            20360901
MIAMI                                      FL           33131           Condominium              20360901
MIAMI                                      FL           33132           Condominium              20360101
MARIETTA                                   GA           30060           Single Family            20360101
SANTA CLARITA                              CA           91350           Single Family            20360101
CAPE CORAL                                 FL           33993           Single Family            20351201
STOCKTON                                   CA           95210           2-4 Family               20360101
SUNLAND                                    CA           91040           Single Family            20351201
AURORA                                     IL           60504           Single Family            20351101
MINNEAPOLIS                                MN           55404           Condominium              20351201

ORIGINAL_BALANCE            FIRST_PAY_DATE         LOAN_TO_VALUE         MI                        MERS_ID1
417000                      20060901               69.51000214           No MI                     1.00E+17
230784                      20061001               80                    No MI                     1.00E+17
519920                      20061001               80                    No MI                     1.00E+17
183600                      20060901               80                    No MI                     1.00E+17
211920                      20060701               80                    No MI                     1.00E+17
880000                      20061001               73.33000183           No MI                     1.00E+17
740000                      20061001               80                    No MI                     1.00E+17
151200                      20061001               80                    No MI                     1.00E+17
1000000                     20061001               68.48999786           No MI                     1.00E+17
458000                      20061001               87.16000366           Radian Guaranty           1.00E+17
417000                      20060901               66.72000122           No MI                     1.00E+17
332500                      20060901               70                    No MI                     1.00E+17
172250                      20060901               65                    No MI                     1.00E+17
784000                      20060901               80                    No MI                     1.00E+17
444996                      20061001               90                    Radian Guaranty           1.00E+17
725825                      20060801               73.69000244           No MI                     1.00E+17
468000                      20061001               80                    No MI                     1.00E+17
1119975                     20060901               70                    No MI                     1.00E+17
847500                      20060901               80                    No MI                     1.00E+17
650000                      20060901               78.79000092           No MI                     1.00E+17
520000                      20061001               80                    No MI                     1.00E+17
1476000                     20061001               80                    No MI                     1.00E+17
1500000                     20061001               42.86000061           No MI                     1.00E+17
298300                      20060901               79.98999786           No MI                     1.00E+17
435000                      20060901               79.97000122           No MI                     1.00E+17
649950                      20060901               79.26000214           No MI                     1.00E+17
291960                      20060901               80                    No MI                     1.00E+17
494000                      20060801               65                    No MI                     1.00E+17
600000                      20060701               80                    No MI                     1.00E+17
432000                      20060901               80                    No MI
573750                      20061001               75                    No MI                     1.00E+17
635894.82                   20060901               44.61999893           No MI                     1.00E+17
1111200                     20061001               80                    No MI                     1.00E+17
504000                      20061001               80                    No MI                     1.00E+17
455050                      20061001               95                    PMI                       1.00E+17
272000                      20060501               80                    No MI                     1.00E+17
423187                      20060501               79.84999847           No MI                     1.00E+17
398400                      20060601               80                    No MI                     1.00E+17
295000                      20060601               44.70000076           No MI                     1.00E+17
309000                      20060601               63.70999908           No MI
380000                      20060601               80                    No MI                     1.00E+17
184000                      20060701               80                    No MI
800000                      20060901               80                    No MI                     1.00E+17
600000                      20060901               50                    No MI                     1.00E+17
445000                      20060701               64.02999878           No MI
262400                      20060901               80                    No MI                     1.00E+17
1235000                     20060401               65                    No MI
716800                      20060901               80                    No MI                     1.00E+17
720000                      20060901               80                    No MI                     1.00E+17
600000                      20060301               56.59999847           No MI                     1.00E+17
499990                      20060501               72.98999786           No MI                     1.00E+17
487500                      20050801               75                    No MI                     1.00E+17
470500                      20051001               79.75                 No MI                     1.00E+17
478400                      20051101               80                    No MI                     1.00E+17
300000                      20060901               33.33000183           No MI                     1.00E+17
600000                      20051201               71.43000031           No MI                     1.00E+17
200000                      20060201               57.97000122           No MI
700000                      20040701               58.33000183           No MI                     1.00E+17
850000                      20060801               29.30999947           No MI                     1.00E+17
412000                      20050401               57.22000122           No MI                     1.00E+17
400000                      20050901               80                    No MI                     1.00E+17
492000                      20050501               80                    No MI
234000                      20050601               65                    No MI                     1.00E+17
500000                      20050601               71.94000244           No MI                     1.00E+17
395000                      20050901               79.80000305           No MI                     1.00E+17
638100                      20060901               90                    United Guaranty           1.00E+17
510500                      20060901               65.87000275           No MI                     1.00E+17
586519                      20061001               90                    PMI                       1.00E+17
480000                      20061101               80                    No MI                     1.00E+17
245000                      20061001               76.55999756           No MI                     1.00E+17
1540000                     20060901               70                    No MI                     1.00E+17
551000                      20061101               55.70999908           No MI                     1.00E+17
548000                      20060701               80                    No MI                     1.00E+17
350200                      20061001               79.58999634           No MI                     1.00E+17
131920                      20061001               80                    No MI                     1.00E+17
840000                      20061001               70                    No MI                     1.00E+17
628000                      20061001               80                    No MI                     1.00E+17
504000                      20061001               80                    No MI                     1.00E+17
432000                      20061001               80                    No MI                     1.00E+17
89813                       20061001               75                    No MI                     1.00E+17
97500                       20061001               75                    No MI                     1.00E+17
943200                      20061001               80                    No MI                     1.00E+17
420128                      20060901               80                    No MI                     1.00E+17
456000                      20061001               80                    No MI                     1.00E+17
512000                      20060901               80                    No MI                     1.00E+17
1000000                     20061001               80                    No MI                     1.00E+17
630500                      20061001               65                    No MI                     1.00E+17
762400                      20061001               80                    No MI                     1.00E+17
202120                      20061001               80                    No MI                     1.00E+17
825000                      20061001               75                    No MI                     1.00E+17
507992                      20061001               80                    No MI                     1.00E+17
720000                      20061001               65.44999695           No MI                     1.00E+17
573750                      20060901               75                    No MI                     1.00E+17
506460                      20061001               80                    No MI                     1.00E+17
1500000                     20061001               72.81999969           No MI                     1.00E+17
127200                      20061001               80                    No MI                     1.00E+17
588000                      20061001               80                    No MI                     1.00E+17
528000                      20061001               80                    No MI                     1.00E+17
120000                      20061001               80                    No MI                     1.00E+17
441600                      20061101               80                    No MI                     1.00E+17
546000                      20061001               65                    No MI                     1.00E+17
63750                       20061001               75                    No MI                     1.00E+17
565604                      20061001               80                    No MI                     1.00E+17
464000                      20061001               80                    No MI                     1.00E+17
142500                      20060701               75                    No MI                     1.00E+17
73500                       20060801               70                    No MI                     1.00E+17
436000                      20061001               80                    No MI                     1.00E+17
122250                      20060901               75                    No MI                     1.00E+17
3870000                     20061001               60                    No MI                     1.00E+17
60200                       20060901               70                    No MI                     1.00E+17
680000                      20060901               80                    No MI                     1.00E+17
489600                      20061001               80                    No MI                     1.00E+17
453348                      20061001               80                    No MI                     1.00E+17
640000                      20061001               80                    No MI                     1.00E+17
1000000                     20061001               74.91000366           No MI                     1.00E+17
736000                      20061001               80                    No MI                     1.00E+17
531850                      20061001               80                    No MI                     1.00E+17
600450                      20061001               80                    No MI                     1.00E+17
151920                      20061001               80                    No MI                     1.00E+17
536000                      20061001               80                    No MI                     1.00E+17
802000                      20061001               80                    No MI                     1.00E+17
568000                      20061001               80                    No MI                     1.00E+17
140000                      20061001               80                    No MI                     1.00E+17
650000                      20061001               74.70999908           No MI                     1.00E+17
212000                      20061001               80                    No MI                     1.00E+17
417000                      20060901               69.5                  No MI                     1.00E+17
64000                       20061001               80                    No MI                     1.00E+17
559250                      20061001               79.98999786           No MI                     1.00E+17
284000                      20061001               80                    No MI                     1.00E+17
209500                      20060901               62.54000092           No MI                     1.00E+17
134400                      20060801               70                    No MI                     1.00E+17
325000                      20061001               66.33000183           No MI                     1.00E+17
600000                      20061001               50                    No MI                     1.00E+17
542750                      20061001               65                    No MI                     1.00E+17
456000                      20061001               77.29000092           No MI                     1.00E+17
140032                      20061001               80                    No MI
443138                      20061001               80                    No MI                     1.00E+17
57950                       20060501               95                    GE Capital MI             1.00E+17
245004                      20061001               80                    No MI                     1.00E+17
70000                       20061001               42.41999817           No MI                     1.00E+17
314100                      20060601               90                    Republic MIC              1.00E+17
220914                      20060801               80                    No MI                     1.00E+17
317000                      20061001               61.54999924           No MI                     1.00E+17
344000                      20060901               80                    No MI                     1.00E+17
255000                      20060801               55.43000031           No MI                     1.00E+17
44800                       20060901               80                    No MI                     1.00E+17
200800                      20060801               51.22000122           No MI                     1.00E+17
120000                      20060901               77.41999817           No MI                     1.00E+17
112100                      20060801               59.31000137           No MI                     1.00E+17
130000                      20060801               15.76000023           No MI                     1.00E+17
415000                      20060901               61.29999924           No MI                     1.00E+17
325000                      20060801               50                    No MI                     1.00E+17
134500                      20060901               76.41999817           No MI                     1.00E+17
91000                       20061001               41.74000168           No MI                     1.00E+17
186000                      20060801               80                    No MI                     1.00E+17
70200                       20060801               90                    PMI                       1.00E+17
191900                      20060901               79.98999786           No MI                     1.00E+17
225600                      20060901               80                    No MI                     1.00E+17
328800                      20061001               80                    No MI
328800                      20061001               80                    No MI                     1.00E+17
104000                      20060801               78.79000092           No MI
648000                      20060901               80                    No MI                     1.00E+17
224800                      20060901               80                    No MI                     1.00E+17
187120                      20060801               80                    No MI                     1.00E+17
324000                      20060801               80                    No MI                     1.00E+17
115500                      20060801               75                    No MI                     1.00E+17
126900                      20060901               74.69000244           No MI                     1.00E+17
60000                       20060901               12.06999969           No MI                     1.00E+17
230703                      20060701               80                    No MI                     1.00E+17
248000                      20060901               80                    No MI                     1.00E+17
362400                      20060301               80                    No MI                     1.00E+17
111920                      20060701               76.13999939           No MI                     1.00E+17
136000                      20060701               80                    No MI                     1.00E+17
40410                       20060601               90                    Mortgage Guaranty In      1.00E+17
227600                      20060601               79.97000122           No MI                     1.00E+17
315000                      20060801               68.48000336           No MI                     1.00E+17
255000                      20060901               56.66999817           No MI                     1.00E+17
263625                      20060501               75                    No MI                     1.00E+17
231200                      20060801               80                    No MI                     1.00E+17
492000                      20060801               80                    No MI                     1.00E+17
185400                      20060801               80                    No MI                     1.00E+17
182600                      20060901               45.09000015           No MI                     1.00E+17
209600                      20061001               80                    No MI
118125                      20061001               75                    No MI                     1.00E+17
73500                       20061001               70                    No MI                     1.00E+17
78750                       20060801               75                    No MI                     1.00E+17
1076250                     20061001               75                    No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
151920                      20060801               80                    No MI                     1.00E+17
63000                       20060801               75                    No MI                     1.00E+17
610080                      20060901               80                    No MI                     1.00E+17
69300                       20060801               70                    No MI                     1.00E+17
272000                      20060801               80                    No MI                     1.00E+17
159920                      20060901               80                    No MI                     1.00E+17
196000                      20060801               70                    No MI                     1.00E+17
142800                      20060701               80                    No MI                     1.00E+17
800000                      20060901               80                    No MI                     1.00E+17
496000                      20061001               64                    No MI                     1.00E+17
137890                      20050901               79.70999908           No MI                     1.00E+17
285000                      20051001               75                    No MI                     1.00E+17
168500                      20050901               74.88999939           No MI                     1.00E+17
156000                      20050901               80                    No MI                     1.00E+17
190000                      20050901               50                    No MI                     1.00E+17
238700                      20060901               68.79000092           No MI                     1.00E+17
335920                      20060201               80                    No MI                     1.00E+17
341468                      20060301               80                    No MI                     1.00E+17
245650                      20060401               89.98000336           GE Capital MI             1.00E+17
174400                      20051201               80                    No MI                     1.00E+17
472500                      20060601               75                    No MI                     1.00E+17
360000                      20060601               75                    No MI                     1.00E+17
184875                      20060601               75                    No MI                     1.00E+17
400000                      20061001               77.33000183           No MI                     1.00E+17
250000                      20060801               55.56000137           No MI                     1.00E+17
75000                       20060801               23.36000061           No MI                     1.00E+17
332000                      20060801               80                    No MI                     1.23E+17
199900                      20060801               79.98999786           No MI                     1.00E+17
412000                      20061001               80                    No MI                     1.00E+17
139500                      20060901               69.75                 No MI                     1.23E+17
840000                      20060401               70                    No MI
236000                      20060901               80                    No MI                     1.00E+17
463850                      20060901               79.98999786           No MI                     1.00E+17
844150                      20061001               80                    No MI                     1.00E+17
525300                      20061001               80                    No MI                     1.00E+17
194400                      20060901               80                    No MI                     1.00E+17
241700                      20060801               79.98999786           No MI                     1.00E+17
102800                      20060801               80                    No MI                     1.00E+17
213048                      20060901               80                    No MI                     1.00E+17
62300                       20060601               70                    No MI                     1.00E+17
128800                      20060701               80                    No MI                     1.00E+17
160800                      20060801               80                    No MI                     1.00E+17
126000                      20060801               70                    No MI                     1.00E+17
350000                      20060901               70                    No MI                     1.00E+17
140000                      20060801               70                    No MI                     1.00E+17
209300                      20060801               70                    No MI                     1.00E+17
122500                      20060801               70                    No MI                     1.00E+17
424000                      20060601               80                    No MI                     1.00E+17
368000                      20060801               76.66999817           No MI                     1.00E+17
172995                      20060801               57                    No MI
217000                      20060801               78.62000275           No MI                     1.00E+17
60800                       20060601               80                    No MI                     1.00E+17
84000                       20060601               70                    No MI                     1.00E+17
101520                      20060801               80                    No MI                     1.00E+17
113600                      20060701               80                    No MI                     1.00E+17
292000                      20060801               80                    No MI                     1.00E+17
232000                      20060701               80                    No MI                     1.00E+17
136500                      20060801               70                    No MI                     1.00E+17
136800                      20060801               80                    No MI                     1.00E+17
148400                      20060801               70                    No MI                     1.00E+17
48000                       20060901               80                    No MI
160000                      20060901               69.56999969           No MI                     1.00E+17
404000                      20060801               80                    No MI
136500                      20060801               70                    No MI                     1.00E+17
119000                      20060801               70                    No MI                     1.00E+17
215350                      20060901               94.98999786           Mortgage Guaranty In      1.00E+17
223400                      20061001               99.98999786           Mortgage Guaranty In
371650                      20061001               100                   GE Capital MI
135900                      20061001               79.98999786           No MI
136800                      20061001               80                    No MI
83200                       20061001               80                    No MI
209300                      20061001               99.90000153           GE Capital MI
154100                      20061001               100                   GE Capital MI
260000                      20061001               100                   GE Capital MI
198900                      20061001               90                    GE Capital MI
618750                      20061001               75                    No MI
420000                      20061001               80                    No MI
155100                      20061001               79.98999786           No MI
167750                      20061001               80                    No MI
252000                      20061001               90                    Republic MIC
315000                      20061001               100                   GE Capital MI
230000                      20061001               56.79000092           No MI
513000                      20061001               64.12000275           No MI
203300                      20061001               94.93000031           GE Capital MI
170400                      20061001               80                    No MI
231200                      20061001               80                    No MI
165650                      20061001               74.98999786           No MI
103900                      20061001               79.98000336           No MI
173650                      20061001               80                    No MI
104350                      20061001               80                    No MI
172000                      20061001               80                    No MI
214400                      20061001               80                    No MI
521700                      20061001               52.16999817           No MI
133200                      20061001               80                    No MI
94500                       20061001               70                    No MI
456300                      20061001               90                    GE Capital MI
277500                      20061001               74                    No MI
111900                      20061001               79.98999786           No MI
146450                      20061001               73.22000122           No MI
189000                      20061001               100                   Mortgage Guaranty In
674250                      20061001               80                    No MI
80000                       20061001               79.91999817           No MI
136500                      20061001               65                    No MI
164000                      20061001               80                    No MI
244400                      20061001               48.88000107           No MI
164000                      20061001               80                    No MI
152000                      20061001               80                    No MI
180000                      20061001               80                    No MI
350000                      20061001               100                   GE Capital MI
441700                      20060901               79.98999786           No MI                     1.00E+17
727200                      20061001               80                    No MI                     1.00E+17
1254000                     20060801               69.66999817           No MI                     1.00E+17
449350                      20061001               79.98999786           No MI
88500                       20060901               75                    No MI
486000                      20060901               80                    No MI                     1.00E+17
328524                      20061001               80                    No MI                     1.00E+17
599200                      20061001               80                    No MI                     1.00E+17
464253                      20061001               80                    No MI                     1.00E+17
117200                      20061001               80                    No MI                     1.00E+17
124600                      20061001               70                    No MI                     1.00E+17
236250                      20061001               79.98000336           No MI                     1.00E+17
1050000                     20061001               75                    No MI                     1.00E+17
584000                      20061001               80                    No MI                     1.00E+17
420000                      20061001               80                    No MI                     1.00E+17
156392                      20061001               80                    No MI                     1.00E+17
346200                      20061001               79.98999786           No MI                     1.00E+17
415000                      20061001               53.81000137           No MI                     1.00E+17
463200                      20061001               80                    No MI                     1.00E+17
232100                      20060901               80                    No MI                     1.00E+17
90000                       20061001               29.51000023           No MI                     1.00E+17
196000                      20061001               80                    No MI                     1.00E+17
68000                       20061001               80                    No MI                     1.00E+17
440000                      20061001               80                    No MI                     1.00E+17
459450                      20061001               79.98999786           No MI                     1.00E+17
290000                      20061001               80                    No MI                     1.00E+17
455700                      20061001               70                    No MI                     1.00E+17
459883                      20061001               80                    No MI                     1.00E+17
682500                      20061001               65                    No MI                     1.00E+17
138000                      20061001               80                    No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
456000                      20061001               80                    No MI                     1.00E+17
152000                      20061001               80                    No MI                     1.00E+17
500800                      20061001               80                    No MI                     1.00E+17
140720                      20061001               80                    No MI                     1.00E+17
748500                      20061001               75                    No MI                     1.00E+17
420000                      20061001               79.25                 No MI                     1.00E+17
464000                      20061001               80                    No MI                     1.00E+17
460000                      20061001               80                    No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
585000                      20061001               65                    No MI                     1.00E+17
472000                      20061001               80                    No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
650000                      20061001               78.12999725           No MI                     1.00E+17
528000                      20061001               80                    No MI                     1.00E+17
288000                      20061001               80                    No MI                     1.00E+17
247484                      20061001               80                    No MI                     1.00E+17
159450                      20060901               70                    No MI                     1.00E+17
425750                      20061001               65                    No MI                     1.00E+17
592000                      20061001               80                    No MI                     1.00E+17
88800                       20061001               80                    No MI                     1.00E+17
544000                      20061001               80                    No MI                     1.00E+17
162000                      20061001               80                    No MI                     1.00E+17
115840                      20061001               80                    No MI
596800                      20061001               80                    No MI                     1.00E+17
860790                      20061001               75                    No MI                     1.00E+17
479200                      20061001               80                    No MI                     1.00E+17
1200000                     20061001               64.86000061           No MI                     1.00E+17
600000                      20061001               80                    No MI                     1.00E+17
600000                      20061001               80                    No MI                     1.00E+17
496000                      20061001               80                    No MI                     1.00E+17
75750                       20061001               69.98000336           No MI                     1.00E+17
90200                       20061001               70                    GE Capital MI
232000                      20060901               80                    No MI                     1.00E+17
456000                      20060901               80                    No MI                     1.00E+17
600000                      20061001               63.15999985           No MI                     1.00E+17
459920                      20061001               80                    No MI                     1.00E+17
600000                      20061001               80                    No MI                     1.00E+17
208000                      20060901               80                    No MI                     1.00E+17
377900                      20060901               69.98999786           No MI                     1.00E+17
440000                      20061001               78.56999969           No MI                     1.00E+17
164000                      20061001               80                    No MI                     1.00E+17
1050000                     20061001               75                    No MI                     1.00E+17
344080                      20061001               80                    No MI
120000                      20061001               80                    No MI                     1.00E+17
325500                      20061001               61.65000153           No MI                     1.00E+17
1106250                     20061001               72.58999634           No MI                     1.00E+17
1000000                     20061001               74.06999969           No MI                     1.00E+17
105550                      20061001               79.98000336           No MI                     1.00E+17
880000                      20061001               80                    No MI                     1.00E+17
92000                       20060801               80                    No MI                     1.00E+17
130400                      20060801               80                    No MI                     1.00E+17
575200                      20061001               80                    No MI                     1.00E+17
213000                      20061001               67.19000244           No MI                     1.00E+17
151200                      20061001               80                    No MI                     1.00E+17
116000                      20061001               80                    No MI                     1.00E+17
688500                      20061001               75                    No MI                     1.00E+17
104000                      20061001               80                    No MI                     1.00E+17
940000                      20061001               80                    No MI                     1.00E+17
148700                      20060701               79.94999695           No MI                     1.00E+17
1400000                     20061001               70                    No MI                     1.00E+17
1260000                     20061001               70                    No MI                     1.00E+17
550500                      20060901               75                    No MI                     1.00E+17
155000                      20061001               42.88000107           No MI
693600                      20060901               80                    No MI                     1.00E+17
527750                      20060901               80                    No MI                     1.00E+17
972250                      20061001               80                    No MI                     1.00E+17
526948                      20060901               80                    No MI                     1.00E+17
263600                      20060901               79.98000336           No MI                     1.00E+17
603650                      20060901               80                    No MI                     1.00E+17
637400                      20060901               80                    No MI                     1.00E+17
862500                      20060901               75                    No MI                     1.00E+17
637500                      20060901               75                    No MI                     1.00E+17
290500                      20060901               70                    No MI                     1.00E+17
528500                      20061001               70                    No MI                     1.00E+17
1000000                     20061001               67.80000305           No MI                     1.00E+17
182000                      20060201               70                    No MI
439200                      20061101               80                    No MI                     1.00E+17
479500                      20060801               70                    No MI
220000                      20061001               48.88999939           No MI                     1.00E+17
195000                      20061001               80                    No MI                     1.00E+17
351920                      20061001               80                    No MI                     1.00E+17
61100                       20060901               77.33999634           No MI                     1.00E+17
68000                       20060901               80                    No MI                     1.00E+17
514028                      20060901               80                    No MI                     1.00E+17
528500                      20060901               70                    No MI                     1.00E+17
570376                      20060901               80                    No MI                     1.00E+17
512000                      20060901               80                    No MI                     1.00E+17
181850                      20060801               79.98999786           No MI                     1.00E+17
265000                      20061001               62.34999847           No MI                     1.00E+17
444550                      20060901               80                    No MI                     1.00E+17
799200                      20060901               80                    No MI                     1.00E+17
1995000                     20061001               70                    No MI                     1.00E+17
1012500                     20061001               75                    No MI                     1.00E+17
650000                      20060901               89.04000092           PMI                       1.00E+17
89700                       20060901               65                    No MI                     1.00E+17
731250                      20061001               75                    No MI                     1.00E+17
140000                      20060801               80                    No MI                     1.00E+17
277511                      20061001               80                    No MI                     1.00E+17
456000                      20060901               80                    No MI                     1.00E+17
288000                      20061001               80                    No MI                     1.00E+17
159200                      20061001               80                    No MI
77000                       20061001               70                    No MI                     1.00E+17
975000                      20061001               75                    No MI                     1.00E+17
699700                      20060901               80                    No MI                     1.00E+17
104000                      20060901               80                    No MI                     1.00E+17
177600                      20060801               80                    No MI                     1.00E+17
449888                      20060901               80                    No MI                     1.00E+17
584000                      20061001               80                    No MI                     1.00E+17
479200                      20060901               80                    No MI                     1.00E+17
100750                      20060901               65                    No MI                     1.00E+17
517909                      20060901               80                    No MI                     1.00E+17
1087500                     20061001               75                    No MI                     1.00E+17
434484                      20061001               80                    No MI                     1.00E+17
720000                      20060901               80                    No MI                     1.00E+17
675000                      20061001               75                    No MI                     1.00E+17
1000000                     20061001               69.19999695           No MI                     1.00E+17
189200                      20060901               80                    No MI                     1.00E+17
960000                      20061001               80                    No MI                     1.00E+17
69750                       20060901               75                    No MI
198800                      20061001               79.97000122           No MI                     1.00E+17
124000                      20060901               80                    No MI                     1.00E+17
472000                      20061001               80                    No MI                     1.00E+17
699320                      20060901               80                    No MI
1170000                     20060901               65                    No MI
320000                      20060901               80                    No MI                     1.00E+17
68250                       20060901               65                    No MI                     1.00E+17
680000                      20060901               80                    No MI                     1.00E+17
75920                       20060901               80                    GE Capital MI             1.00E+17
62400                       20060801               80                    No MI                     1.00E+17
77625                       20060801               75                    No MI                     1.00E+17
97600                       20060701               80                    No MI                     1.00E+17
364700                      20060801               80                    No MI                     1.00E+17
115540                      20060901               80                    No MI                     1.00E+17
88000                       20060801               80                    No MI                     1.00E+17
136000                      20060901               80                    No MI                     1.00E+17
67200                       20060901               80                    No MI                     1.00E+17
180000                      20061001               80                    No MI
132000                      20060801               80                    No MI                     1.00E+17
188800                      20060801               80                    No MI                     1.00E+17
65600                       20060801               80                    No MI                     1.00E+17
60000                       20060801               80                    No MI                     1.00E+17
439480                      20061001               80                    No MI                     1.00E+17
198496                      20060701               80                    No MI                     1.00E+17
76500                       20060801               75                    No MI                     1.00E+17
200000                      20060901               80                    No MI                     1.00E+17
200000                      20060901               80                    No MI                     1.00E+17
134400                      20060801               80                    No MI                     1.00E+17
211992                      20061001               80                    No MI                     1.00E+17
200000                      20061001               60.61000061           No MI                     1.00E+17
227000                      20061001               58.95999908           No MI                     1.00E+17
267200                      20061101               80                    No MI                     1.00E+17
96800                       20061001               61.27000046           No MI                     1.00E+17
140000                      20061001               80                    No MI                     1.00E+17
208460                      20061001               80                    No MI                     1.00E+17
220800                      20061001               50.29999924           No MI                     1.00E+17
80412                       20061101               89.34999847           United Guaranty           1.00E+17
157590                      20061001               80                    No MI                     1.00E+17
207000                      20061101               75.26999664           No MI                     1.00E+17
236750                      20060801               78.91999817           No MI                     1.00E+17
236225                      20060601               79.12999725           No MI                     1.00E+17
305951.83                   20060701               70.33000183           No MI                     0
120847.39                   20060601               27.46999931           No MI                     1.00E+17
64000                       20061001               80                    No MI                     1.00E+17
247200                      20061101               80                    No MI                     1.00E+17
45000                       20060901               60                    No MI                     1.00E+17
256800                      20060801               80                    No MI                     1.00E+17
149900                      20061001               45.43999863           No MI                     1.00E+17
231000                      20060901               70                    No MI                     1.00E+17
242000                      20060901               50.41999817           No MI                     1.00E+17
247475                      20061001               95                    Mortgage Guaranty In      1.00E+17
112000                      20061001               80                    No MI                     1.00E+17
352000                      20060901               80                    No MI                     1.00E+17
145600                      20060901               74.98000336           No MI                     1.00E+17
272000                      20061001               80                    No MI                     1.00E+17
330560                      20061001               80                    No MI                     1.00E+17
75000                       20060901               60.97999954           No MI                     1.00E+17
325000                      20060901               46.43000031           No MI                     1.00E+17
235743                      20061001               50.15999985           No MI                     1.00E+17
138000                      20061001               50                    No MI                     1.00E+17
308000                      20061101               80                    No MI                     1.00E+17
157000                      20060901               78.88999939           No MI                     1.00E+17
64000                       20061001               32.65000153           No MI                     1.00E+17
234000                      20061001               88.30000305           Republic MIC              1.00E+17
264000                      20061101               80                    No MI                     1.00E+17
202300                      20061001               44.45999908           No MI                     1.00E+17
179200                      20061001               80                    No MI                     1.00E+17
282640                      20061101               80                    No MI                     1.00E+17
199900                      20061001               49.99000168           No MI                     1.00E+17
114000                      20061001               69.94000244           No MI                     1.00E+17
180000                      20061001               39.65000153           No MI                     1.00E+17
273000                      20061001               70                    No MI                     1.00E+17
365090                      20061001               90                    PMI                       1.00E+17
314200                      20061001               56.65999985           No MI                     1.00E+17
228000                      20061101               80                    No MI                     1.00E+17
65100                       20061101               69.26000214           No MI                     1.00E+17
276000                      20060801               80                    No MI                     1.00E+17
108750                      20060801               75                    No MI                     1.00E+17
151920                      20060801               80                    No MI                     1.00E+17
96000                       20060801               80                    No MI                     1.00E+17
371000                      20060801               63.97000122           No MI                     1.00E+17
81600                       20060801               80                    No MI                     1.00E+17
268630                      20060901               80                    No MI                     1.00E+17
50470                       20061001               70                    No MI                     1.00E+17
124000                      20060901               80                    No MI                     1.00E+17
143920                      20060801               80                    No MI                     1.00E+17
126300                      20060801               60.54999924           No MI                     1.00E+17
88125                       20060801               75                    No MI
140000                      20060801               80                    No MI                     1.00E+17
1114450                     20061001               75                    No MI                     1.00E+17
1000000                     20060801               80                    No MI                     1.00E+17
118150                      20060801               58.84000015           No MI                     1.00E+17
479920                      20060901               80                    No MI
73500                       20060801               70                    No MI                     1.00E+17
120000                      20060801               80                    No MI                     1.00E+17
134400                      20060801               70                    No MI                     1.00E+17
532000                      20060901               80                    No MI                     1.00E+17
180000                      20061001               62.06999969           No MI                     1.00E+17
275000                      20060801               52.88000107           No MI                     1.00E+17
1087500                     20060901               75                    No MI                     1.00E+17
958750                      20060901               65                    No MI                     1.00E+17
114000                      20060901               80                    No MI                     1.00E+17
60300                       20060901               88.94000244           PMI                       1.00E+17
712000                      20060701               80                    No MI                     1.00E+17
164600                      20060701               74.98999786           No MI                     1.00E+17
220000                      20061001               80                    No MI                     1.00E+17
197600                      20061001               80                    No MI                     1.00E+17
436000                      20061001               80                    No MI                     1.00E+17
95920                       20061001               80                    No MI                     1.00E+17
103920                      20061001               80                    No MI                     1.00E+17
111920                      20061001               80                    No MI                     1.00E+17
218277                      20061001               80                    No MI                     1.00E+17
83032                       20061001               80                    No MI                     1.00E+17
484400                      20061001               80                    No MI                     1.00E+17
560000                      20061001               80                    No MI                     1.00E+17
664000                      20060801               80                    No MI                     1.00E+17
600000                      20061001               80                    No MI                     1.00E+17
133700                      20061001               70                    No MI                     1.00E+17
570000                      20061001               75                    No MI                     1.00E+17
112000                      20061001               67.87999725           No MI                     1.00E+17
440000                      20061001               80                    No MI                     1.00E+17
880000                      20061001               80                    No MI                     1.00E+17
921600                      20061001               80                    No MI                     1.00E+17
380000                      20061001               80                    No MI                     1.00E+17
51300                       20061001               90                    United Guaranty           1.00E+17
168000                      20061001               80                    No MI                     1.00E+17
797550                      20061001               80                    No MI                     1.00E+17
112450                      20061001               65                    No MI                     1.00E+17
698139                      20061001               80                    No MI                     1.00E+17
220000                      20060901               82.70999908           No MI                     1.00E+17
300000                      20060901               67.68000031           No MI                     1.00E+17
1900000                     20061001               46.34000015           No MI                     1.00E+17
477900                      20061001               78.68000031           No MI                     1.00E+17
101250                      20061001               75                    No MI                     1.00E+17
931120                      20061001               80                    No MI                     1.00E+17
155300                      20061001               64.73999786           No MI                     1.00E+17
264000                      20061001               80                    No MI                     1.00E+17
552000                      20061001               80                    No MI                     1.00E+17
166600                      20061001               79.55999756           No MI                     1.00E+17
183920                      20060901               80                    No MI                     1.00E+17
122400                      20061001               80                    No MI                     1.00E+17
720000                      20061001               80                    No MI                     1.00E+17
144000                      20061001               80                    No MI                     1.00E+17
368800                      20061001               78.47000122           No MI                     1.00E+17
291992                      20061001               80                    No MI                     1.00E+17
1000000                     20061001               74.06999969           No MI                     1.00E+17
217000                      20061001               78.91000366           No MI                     1.00E+17
431200                      20061001               80                    No MI                     1.00E+17
431900                      20061001               80                    No MI                     1.00E+17
962400                      20061001               80                    No MI                     1.00E+17
520000                      20060801               80                    No MI                     1.00E+17
504000                      20061001               80                    No MI                     1.00E+17
463750                      20061001               79.98999786           No MI                     1.00E+17
542400                      20061001               80                    No MI                     1.00E+17
464000                      20061001               80                    No MI                     1.00E+17
271900                      20060901               79.98000336           No MI                     1.00E+17
464000                      20060901               94.83999634           GE Capital MI             1.00E+17
247900                      20060901               79.98999786           No MI                     1.00E+17
270000                      20061001               75                    No MI                     1.00E+17
456000                      20061001               80                    No MI                     1.00E+17
418800                      20060901               80                    No MI                     1.00E+17
252000                      20060901               80                    No MI                     1.00E+17
258400                      20060901               78.30000305           No MI                     1.00E+17
216000                      20060901               80                    No MI                     1.00E+17
468000                      20060901               80                    No MI                     1.00E+17
600000                      20060901               65.22000122           No MI                     1.00E+17
290800                      20060901               80                    No MI
411000                      20060901               77.55000305           No MI                     1.00E+17
360000                      20061001               78.76999664           No MI                     1.00E+17
173300                      20060901               79.98999786           No MI                     1.00E+17
348000                      20060901               80                    No MI                     1.00E+17
288000                      20060901               80                    No MI                     1.00E+17
580000                      20060901               80                    No MI                     1.00E+17
276000                      20061001               62.72999954           No MI                     1.00E+17
527200                      20061001               80                    No MI                     1.00E+17
348750                      20060901               75                    No MI                     1.00E+17
157500                      20061001               75                    No MI                     1.00E+17
95150                       20060801               79.95999908           No MI                     1.00E+17
380000                      20020701               69.08999634           No MI                     1.00E+17
234400                      20061001               80                    No MI                     1.00E+17
650000                      20060901               57.13999939           No MI                     1.00E+17
143200                      20060901               80                    No MI                     1.00E+17
355000                      20020601               56.34999847           No MI                     1.00E+17
229000                      20020701               61.06999969           No MI                     1.00E+17
106300                      20020901               74.98000336           No MI
237500                      20020801               43.97999954           No MI                     1.00E+17
312400                      20060901               79.98999786           No MI                     1.00E+17
245000                      20060901               64.63999939           No MI                     1.00E+17
225000                      20060801               75                    No MI                     1.00E+17
256000                      20060901               80                    No MI                     1.00E+17
300000                      20060901               80                    No MI                     1.00E+17
184400                      20060901               80                    No MI                     1.00E+17
670000                      20060901               79.94999695           No MI                     1.00E+17
368000                      20060901               80                    No MI                     1.00E+17
126300                      20060901               79.98999786           No MI                     1.00E+17
440250                      20060901               75                    No MI                     1.00E+17
412500                      20060901               75                    No MI                     1.00E+17
127200                      20060901               80                    No MI                     1.00E+17
276000                      20060901               80                    No MI                     1.00E+17
959200                      20060901               80                    No MI                     1.00E+17
164000                      20060701               80                    No MI
600000                      20060901               80                    No MI                     1.00E+17
599717.3                    20060801               69.73000336           No MI                     1.00E+17
1243500                     20060601               75                    No MI                     1.00E+17
283330                      20060801               80                    No MI                     1.00E+17
625000                      20060601               77.63999939           No MI                     1.00E+17
460500                      20060501               79.98999786           No MI                     1.00E+17
400000                      20060201               79.20999908           No MI                     1.00E+17
514918                      20060601               80                    No MI                     1.00E+17
646906                      20060801               79.68000031           No MI                     1.00E+17
354400                      20061001               80                    No MI                     1.00E+17
840000                      20060901               80                    No MI                     1.00E+17
640000                      20060801               80                    No MI                     1.00E+17
137500                      20060901               20.21999931           No MI                     1.00E+17
231200                      20060801               80                    No MI                     1.00E+17
261600                      20060801               80                    No MI                     1.00E+17
525000                      20060901               79.79000092           No MI                     1.00E+17
166500                      20060901               58.41999817           No MI                     1.00E+17
153600                      20060801               80                    No MI                     1.00E+17
400000                      20061001               66.98000336           No MI                     1.00E+17
637500                      20061001               72.86000061           No MI                     1.00E+17
466000                      20060901               75.16000366           No MI                     1.00E+17
191200                      20060901               80                    No MI                     1.00E+17
312000                      20060901               80                    No MI
375000                      20060801               78.94999695           No MI                     1.00E+17
368000                      20060801               80                    No MI                     1.00E+17
2000000                     20060701               64.51999664           No MI                     1.00E+17
368400                      20060901               80                    No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
259600                      20061001               80                    No MI
183600                      20060901               80                    No MI                     1.00E+17
425000                      20061001               69.66999817           No MI                     1.00E+17
224000                      20060801               80                    No MI                     1.00E+17
472000                      20061001               80                    No MI                     1.00E+17
260000                      20060801               80                    No MI                     1.00E+17
320000                      20060901               80                    No MI                     1.00E+17
400000                      20061001               72.45999908           No MI                     1.00E+17
1000000                     20060401               69.93000031           No MI                     1.00E+17
720000                      20060401               80                    No MI                     1.00E+17
540000                      20061001               80                    No MI                     1.00E+17
670000                      20060901               67.01000214           No MI                     1.00E+17
434000                      20061001               70                    No MI                     1.00E+17
410000                      20060801               66.23999786           No MI                     1.00E+17
1500000                     20060801               65.93000031           No MI                     1.00E+17
886000                      20061001               78.76000214           No MI                     1.00E+17
1890000                     20061001               70                    No MI                     1.00E+17
559000                      20060901               68.58999634           No MI                     1.00E+17
125000                      20060901               44.63999939           No MI                     1.00E+17
417000                      20060901               77.22000122           No MI                     1.00E+17
143200                      20060901               80                    No MI                     1.00E+17
369000                      20060901               90                    Mortgage Guaranty In      1.00E+17
426000                      20060901               75                    No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
304000                      20060901               80                    No MI                     1.00E+17
540000                      20060801               72                    No MI                     1.00E+17
564000                      20061001               80                    No MI                     1.00E+17
430000                      20061001               45.25999832           No MI                     1.00E+17
184000                      20061001               80                    No MI
417000                      20061001               72.04000092           No MI
248800                      20061001               80                    No MI
126320                      20061001               80                    No MI
205200                      20061001               80                    No MI
168000                      20061001               80                    No MI
292000                      20061001               80                    No MI
161200                      20061001               80                    No MI
112400                      20061001               80                    No MI
260000                      20060901               80                    No MI
304000                      20061001               80                    No MI
184000                      20061001               80                    No MI
185400                      20061001               80                    No MI
252800                      20061001               80                    No MI
154152                      20061001               80                    No MI
992000                      20061001               80                    No MI
288000                      20061001               80                    No MI
86416                       20061001               80                    No MI
440000                      20061001               80                    No MI
192000                      20061001               80                    No MI
200000                      20061001               80                    No MI
172000                      20061001               80                    No MI
83992                       20061001               80                    No MI
210000                      20061001               63.63999939           No MI
181600                      20061001               80                    No MI
132000                      20061001               80                    No MI
90000                       20061001               80                    No MI
187200                      20061001               80                    No MI
312000                      20061001               80                    No MI
135920                      20061001               80                    No MI
288000                      20061001               80                    No MI
628000                      20061001               80                    No MI
147200                      20061001               80                    No MI
203200                      20061001               80                    No MI
103920                      20060901               80                    No MI
152944                      20061001               79.16999817           No MI
208000                      20061001               80                    No MI
132000                      20061001               80                    No MI
256000                      20060901               80                    No MI
228742                      20061001               80                    No MI
344979                      20060901               80                    No MI
345654                      20061001               80                    No MI
180000                      20061001               80                    No MI
100000                      20060901               80                    No MI
108000                      20061001               80                    No MI
192000                      20061001               80                    No MI
577200                      20060901               80                    No MI
248000                      20061001               80                    No MI
264000                      20061001               80                    No MI
258400                      20061001               80                    No MI
187760                      20061001               80                    No MI
101600                      20060901               80                    No MI
286800                      20060901               80                    No MI
164000                      20061001               80                    No MI
215200                      20060901               80                    No MI
272000                      20061001               80                    No MI
148000                      20060901               80                    No MI
400000                      20060801               80                    No MI                     1.00E+17
366400                      20060901               80                    No MI                     1.00E+17
960000                      20060901               42.86000061           No MI                     1.00E+17
524000                      20061001               69.87000275           No MI                     1.00E+17
495950                      20061001               80                    No MI                     1.00E+17
408000                      20060901               80                    No MI                     1.00E+17
744000                      20061001               80                    No MI                     1.00E+17
458200                      20061001               79                    No MI                     1.00E+17
544000                      20061101               80                    No MI                     1.00E+17
560000                      20061001               74.66999817           No MI                     1.00E+17
536000                      20061001               78.94000244           No MI                     1.00E+17
598400                      20061101               80                    No MI                     1.00E+17
500000                      20061001               80                    No MI                     1.00E+17
596300                      20060901               79.98999786           No MI                     1.00E+17
792000                      20060901               80                    No MI                     1.23E+17
1248000                     20051201               69.98999786           No MI                     1.00E+17
495834.46                   20060901               79.97000122           No MI                     1.00E+17
670271                      20060801               68.52999878           No MI                     1.00E+17
228000                      20061001               80                    No MI                     1.00E+17
124000                      20061001               80                    No MI                     1.00E+17
609000                      20061001               70                    No MI                     1.00E+17
600000                      20061001               80                    No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
788000                      20061001               80                    No MI                     1.00E+17
55760                       20061001               80                    No MI                     1.00E+17
70785                       20061001               65                    No MI                     1.00E+17
87685                       20061001               64.73000336           No MI                     1.00E+17
208512                      20061001               80                    No MI                     1.00E+17
904000                      20061001               80                    No MI                     1.00E+17
472000                      20061001               80                    No MI                     1.00E+17
168000                      20061001               80                    No MI                     1.00E+17
168000                      20060901               80                    No MI                     1.00E+17
711850                      20060901               80                    No MI
551900                      20061001               80                    No MI                     1.00E+17
477000                      20061001               79.76999664           No MI                     1.00E+17
232314                      20060901               80                    No MI                     1.00E+17
2000000                     20061001               42.27999878           No MI                     1.00E+17
510000                      20061001               68                    No MI                     1.00E+17
687750                      20060501               75                    No MI                     1.00E+17
316000                      20061001               80                    No MI                     1.00E+17
268120                      20061001               79.55999756           No MI                     1.00E+17
262800                      20061001               79.98999786           No MI                     1.00E+17
194750                      20060901               95                    PMI                       1.00E+17
109200                      20060901               80                    No MI                     1.00E+17
183088                      20060901               80                    No MI                     1.00E+17
155190                      20060901               80                    No MI                     1.00E+17
157590                      20060901               80                    No MI                     1.00E+17
114320                      20060901               80                    No MI                     1.00E+17
176720                      20060901               80                    No MI                     1.00E+17
87408                       20060801               80                    No MI                     1.00E+17
993750                      20061001               75                    No MI                     1.00E+17
640000                      20061001               80                    No MI                     1.00E+17
244000                      20061001               80                    No MI                     1.00E+17
435000                      20060901               77.68000031           No MI                     1.00E+17
1141900                     20061001               70                    No MI                     1.00E+17
572000                      20061001               80                    No MI                     1.00E+17
99200                       20061001               80                    No MI                     1.00E+17
105600                      20061001               80                    No MI                     1.00E+17
99200                       20061001               80                    No MI                     1.00E+17
624000                      20061001               80                    No MI                     1.00E+17
61200                       20061001               80                    No MI                     1.00E+17
550000                      20061001               17.31999969           No MI                     1.00E+17
388800                      20061001               79.70999908           No MI                     1.00E+17
484000                      20061001               80                    No MI                     1.00E+17
264000                      20061001               77.19000244           No MI                     1.00E+17
663000                      20060901               79.98999786           No MI                     1.00E+17
590550                      20061001               80                    No MI                     1.00E+17
178320                      20060801               79.25                 No MI                     1.00E+17
480000                      20060901               80                    No MI                     1.00E+17
701850                      20060901               80                    No MI                     1.00E+17
491200                      20061001               80                    No MI                     1.00E+17
1470000                     20061001               70                    No MI                     1.00E+17
390552                      20060901               80                    No MI                     1.00E+17
1050000                     20061001               75                    No MI                     1.00E+17
125925                      20060901               75                    No MI                     1.00E+17
384000                      20061001               80                    No MI                     1.00E+17
760000                      20061001               80                    No MI                     1.00E+17
696000                      20061001               80                    No MI                     1.00E+17
1050000                     20061001               75                    No MI                     1.00E+17
488000                      20061001               80                    No MI                     1.00E+17
224000                      20061001               70                    No MI                     1.00E+17
989100                      20060901               80                    No MI                     1.00E+17
412000                      20061001               77.01000214           No MI                     1.00E+17
580000                      20061001               80                    No MI                     1.00E+17
144000                      20061001               90                    United Guaranty           1.00E+17
500000                      20061001               62.5                  No MI                     1.00E+17
581796                      20060901               90                    PMI                       1.00E+17
352000                      20061001               80                    No MI                     1.00E+17
572600                      20060901               79.98999786           No MI                     1.00E+17
490000                      20060901               80                    No MI
560000                      20060901               80                    No MI                     1.00E+17
453050                      20060901               80                    No MI                     1.00E+17
545400                      20060901               80                    No MI                     1.00E+17
720000                      20061001               80                    No MI                     1.00E+17
512000                      20061001               80                    No MI                     1.00E+17
257800                      20061001               73.23999786           No MI
500000                      20061001               68.02999878           No MI
189900                      20061001               100                   GE Capital MI
142600                      20061001               79.98000336           No MI
182400                      20061001               80                    No MI
177800                      20061001               80                    No MI
92000                       20061001               80                    No MI
126800                      20061001               80                    No MI
165350                      20061001               99.98999786           GE Capital MI
160000                      20061001               80                    No MI
251900                      20061001               79.98999786           No MI
112200                      20061001               79.97000122           No MI
552450                      20061001               76.73000336           No MI
220000                      20061001               80                    No MI
180000                      20061001               100                   Mortgage Guaranty In
204000                      20061001               80                    No MI
182000                      20061001               100                   GE Capital MI
87500                       20061001               67.30999756           No MI
585000                      20061001               100                   GE Capital MI
95100                       20061001               79.98000336           No MI
140600                      20061001               95                    GE Capital MI
135900                      20061001               79.98999786           No MI
199050                      20061001               79.62999725           No MI
114750                      20061001               75                    No MI
239000                      20061001               100                   GE Capital MI
170050                      20061001               89.98000336           GE Capital MI
134000                      20061001               80                    No MI
216050                      20061001               79.98999786           No MI
489900                      20061001               100                   GE Capital MI
119950                      20061001               78.40000153           No MI
82490                       20061001               100                   GE Capital MI
119900                      20061001               79.98999786           No MI
304800                      20061001               80                    No MI
286400                      20061001               100                   GE Capital MI
454000                      20061001               83.30000305           Republic MIC
750000                      20060901               79.37000275           No MI
992250                      20061001               79.37999725           No MI
280000                      20060201               80                    No MI
696750                      20061001               80                    No MI
88200                       20060301               70                    No MI
500000                      20060801               80                    No MI
143900                      20060801               100                   GE Capital MI
232000                      20060701               80                    No MI
115100                      20060501               78.83999634           No MI
426950                      20061001               80                    No MI
274050                      20060601               74.08999634           No MI
317000                      20060601               79.25                 No MI
399300                      20061001               80                    No MI
302700                      20060601               80                    No MI
116000                      20060701               100                   GE Capital MI
137000                      20061001               100                   GE Capital MI
277000                      20060801               100                   GE Capital MI
163350                      20061001               89.97000122           GE Capital MI
566100                      20060801               99.98999786           GE Capital MI
121400                      20060801               89.98999786           GE Capital MI
224000                      20060801               79.15000153           No MI
650000                      20061001               59.90999985           No MI
186900                      20060801               100                   GE Capital MI
232000                      20060801               80                    No MI
225000                      20061001               100                   GE Capital MI
232000                      20060801               78.11000061           No MI
97500                       20061001               74.97000122           No MI
480000                      20061001               80                    No MI
196000                      20060801               80                    No MI
137150                      20060901               100                   GE Capital MI
284900                      20060901               95                    GE Capital MI
195200                      20060801               90                    Republic MIC
120000                      20061001               80                    No MI
128000                      20060901               80                    No MI
324000                      20060801               80                    No MI
187550                      20060901               79.80999756           No MI
464000                      20061001               80                    No MI
189600                      20060901               80                    No MI
559200                      20061001               80                    No MI
304000                      20060801               80                    No MI
616000                      20060901               80                    No MI
160000                      20061001               100                   GE Capital MI
80750                       20060901               95                    GE Capital MI
187900                      20061001               79.98999786           No MI
344000                      20060901               79.26000214           No MI
362000                      20060901               76.69000244           No MI
330400                      20060901               80                    No MI
456000                      20061001               80                    No MI
78000                       20060901               79.58999634           No MI
360000                      20061001               80                    No MI
1000000                     20061001               75.76000214           No MI
130000                      20060901               79.26999664           No MI
173700                      20060901               79.98999786           No MI
359600                      20061001               80                    No MI
280000                      20060901               80                    No MI
120000                      20060901               100                   Mortgage Guaranty In
196000                      20060901               76.26000214           No MI
100000                      20061001               80                    No MI
192800                      20060901               94.98000336           GE Capital MI
124700                      20061001               100                   GE Capital MI
156800                      20061001               80                    No MI
88000                       20060901               100                   Mortgage Guaranty In
343900                      20061001               79.86000061           No MI
128480                      20061001               80                    No MI
112999                      20061001               100                   GE Capital MI
100800                      20061001               80                    No MI
134850                      20061001               74.98999786           No MI
124200                      20060901               90                    GE Capital MI
61700                       20061001               79.97000122           No MI
326500                      20061001               100                   GE Capital MI
190000                      20061001               100                   GE Capital MI
116000                      20061001               96.66999817           GE Capital MI
464800                      20061001               80                    No MI
267900                      20061001               79.98999786           No MI
465200                      20061001               75.02999878           No MI
165200                      20061001               80                    No MI
475900                      20061001               80                    No MI
480000                      20060901               80                    No MI
315500                      20061001               100                   GE Capital MI
148000                      20061001               80                    No MI
168000                      20061001               80                    No MI
193000                      20060901               79.41999817           No MI
183900                      20061001               79.98999786           No MI
160000                      20061001               71.75                 No MI
396500                      20061001               94.98999786           Mortgage Guaranty In
576000                      20061001               64                    No MI
136200                      20061001               61.63000107           No MI
152900                      20061001               61.15999985           No MI
113900                      20061001               62.40999985           No MI
151700                      20061001               64.69000244           No MI
119900                      20061001               61.49000168           No MI
143400                      20061001               61.54999924           No MI
134900                      20061001               60.63000107           No MI
123900                      20061001               79.98999786           No MI
87200                       20061001               80                    No MI
400000                      20061001               80                    No MI
112000                      20060901               80                    No MI
650000                      20061001               73.04000092           No MI
263600                      20060901               80                    No MI
191900                      20061001               100                   GE Capital MI
252000                      20061001               80                    No MI
265000                      20061001               100                   Mortgage Guaranty In
334000                      20061001               100                   Mortgage Guaranty In
231200                      20061001               80                    No MI
175000                      20061001               100                   GE Capital MI
137700                      20061001               79.98000336           No MI
218000                      20061001               79.84999847           No MI
470000                      20061001               100                   GE Capital MI
162400                      20061001               79.98000336           No MI
195900                      20061001               79.98999786           No MI
239900                      20061001               79.98999786           No MI
784000                      20061001               79.19000244           No MI
143200                      20061001               99.97000122           GE Capital MI
117600                      20061001               80                    No MI
168000                      20061001               80                    No MI
400000                      20061001               51.61000061           No MI
151750                      20061001               79.98000336           No MI
393950                      20061001               99.98999786           GE Capital MI
297500                      20061001               100                   GE Capital MI
123450                      20061001               64.98000336           No MI
360000                      20061001               80                    No MI
122800                      20061001               97.45999908           GE Capital MI
300000                      20061001               80                    No MI
172500                      20061001               75                    No MI
459000                      20061001               90                    GE Capital MI
124000                      20061001               80                    No MI
122000                      20061001               44.84999847           No MI
285750                      20061001               94                    GE Capital MI
254600                      20061001               95                    GE Capital MI
166500                      20061001               90                    GE Capital MI
144000                      20061001               80                    No MI
183900                      20061001               79.98999786           No MI
227000                      20061001               76.43000031           No MI
264000                      20061001               80                    No MI
354600                      20061001               79.98999786           No MI
134950                      20061001               99.95999908           GE Capital MI
122400                      20061001               80                    No MI
180800                      20061001               80                    No MI
215200                      20061001               80                    No MI
336750                      20061001               94.98999786           GE Capital MI
175250                      20061001               94.98999786           GE Capital MI
215000                      20061001               57.33000183           No MI
230750                      20061001               100                   GE Capital MI
104000                      20061001               80                    No MI
186000                      20061001               100                   GE Capital MI
257600                      20061001               80                    No MI
160000                      20061001               52.45999908           No MI
149050                      20061001               64.98999786           No MI
256000                      20061001               100                   GE Capital MI
153000                      20061001               100                   GE Capital MI
78500                       20061001               69.47000122           No MI
644000                      20061001               80                    No MI
494400                      20061001               80                    No MI
599000                      20061001               100                   GE Capital MI
459750                      20061001               70.73000336           No MI
552800                      20061001               80                    No MI
124550                      20061001               79.97000122           No MI
116000                      20061001               80                    No MI
448000                      20061001               80                    No MI
107800                      20061001               70                    No MI
195900                      20061001               79.98999786           No MI
189000                      20061001               100                   GE Capital MI
134900                      20061001               72.95999908           No MI
166400                      20061001               74.94999695           No MI
155950                      20061001               79.97000122           No MI
212550                      20061001               99.98000336           GE Capital MI
283550                      20061001               80                    No MI
215350                      20061001               89.98999786           GE Capital MI
192000                      20061001               80                    No MI
104650                      20061001               79.94999695           No MI
93600                       20061001               80                    No MI
285000                      20061001               100                   GE Capital MI
350400                      20061001               80                    No MI
85850                       20061001               39.04000092           No MI
156800                      20061001               78.40000153           No MI
156000                      20061001               100                   GE Capital MI
172950                      20061001               80                    No MI
138600                      20061001               90                    GE Capital MI
259100                      20061001               99.98999786           GE Capital MI
198750                      20061001               76.44000244           No MI
243850                      20061001               79.94999695           No MI
637500                      20061001               75                    No MI
201600                      20061001               80                    No MI
184950                      20061001               100                   GE Capital MI
148000                      20061001               80                    No MI
463950                      20061001               79.98999786           No MI
173250                      20061001               99.97000122           GE Capital MI
176000                      20061001               80                    No MI
337700                      20061001               56.27999878           No MI
128000                      20061001               75.29000092           No MI
87400                       20061001               79.95999908           No MI
600000                      20061001               80                    No MI
257000                      20061001               100                   GE Capital MI
168000                      20061001               74.98000336           No MI
85200                       20061001               79.95999908           No MI
332000                      20061001               80                    No MI
214950                      20061001               58.88999939           No MI
119900                      20061001               100                   GE Capital MI
650000                      20061001               78.79000092           No MI
590000                      20061001               68.59999847           No MI
63200                       20061001               80                    No MI
325000                      20061001               100                   GE Capital MI
91500                       20061001               79.98000336           No MI
200000                      20061001               80                    No MI
540550                      20061001               95                    GE Capital MI
298700                      20061001               90                    GE Capital MI
331500                      20061001               76.37999725           No MI
459600                      20061001               78.55999756           No MI
186950                      20061001               99.98000336           Mortgage Guaranty In
237300                      20061001               93.05999756           GE Capital MI
139050                      20061001               90                    GE Capital MI
144000                      20061001               90                    GE Capital MI
86000                       20061001               69.98000336           No MI
1000000                     20061001               76.91999817           No MI
114750                      20061001               78.05999756           No MI
148000                      20061001               80                    No MI
164400                      20061001               80                    No MI
187250                      20061001               79.98000336           No MI
146300                      20061001               95                    GE Capital MI
215400                      20061001               99.98000336           GE Capital MI
500000                      20061001               100                   GE Capital MI
111500                      20061001               37.16999817           No MI
116000                      20061001               80                    No MI
257000                      20061001               100                   GE Capital MI
211950                      20061001               99.98000336           GE Capital MI
504650                      20061001               70.08999634           No MI
140000                      20061001               80                    No MI
520000                      20061001               80                    No MI
206200                      20061001               79.98999786           No MI
284900                      20061001               100                   Mortgage Guaranty In
351800                      20061001               99.98999786           GE Capital MI
178100                      20061001               94.98999786           GE Capital MI
517500                      20061001               75                    No MI
372800                      20061001               80                    No MI
175450                      20061001               64.98000336           No MI
358200                      20061001               80                    No MI
278000                      20061001               57.91999817           No MI
182000                      20061001               80                    No MI
392800                      20061001               80                    No MI
632500                      20061001               100                   GE Capital MI
111200                      20061001               80                    No MI
648500                      20061001               79.76999664           No MI
257600                      20061001               80                    No MI
292300                      20061001               80                    No MI
129900                      20061001               100                   GE Capital MI
203450                      20061001               99.98000336           Mortgage Guaranty In
276500                      20061001               72.76000214           No MI
213750                      20061001               75                    No MI
199200                      20061001               80                    No MI
359000                      20061001               64.11000061           No MI
101000                      20061001               100                   GE Capital MI
155200                      20061001               80                    No MI
280000                      20061001               79.31999969           No MI
1750000                     20061001               79.55000305           No MI
152000                      20061001               80                    No MI
140650                      20061001               64.97000122           No MI
117900                      20061001               100                   GE Capital MI
113600                      20061001               80                    No MI
163600                      20061001               80                    No MI
154000                      20061001               70                    No MI
148000                      20061001               80                    No MI
340000                      20061001               80                    No MI
116500                      20061001               79.98999786           No MI
420000                      20061001               60                    No MI
163900                      20061001               79.98999786           No MI
131200                      20061001               80                    No MI
113000                      20061001               100                   GE Capital MI
359000                      20061001               100                   Mortgage Guaranty In
167900                      20061001               79.98999786           No MI
213000                      20061001               100                   GE Capital MI
540000                      20061001               80                    No MI
102550                      20061001               89.95999908           Mortgage Guaranty In
208000                      20061001               80                    No MI
365400                      20061001               78.75                 No MI
204000                      20061001               80                    No MI
302500                      20061001               100                   Mortgage Guaranty In
197350                      20061001               99.98999786           GE Capital MI
144900                      20061001               90                    GE Capital MI
275900                      20061001               79.98999786           No MI
280000                      20061001               70                    No MI
600000                      20061001               80                    No MI
183400                      20061001               70                    No MI
427100                      20061001               80                    No MI
104000                      20061001               41.59999847           No MI
93150                       20061001               75                    No MI
150000                      20061001               37.5                  No MI
132400                      20061001               79.98000336           No MI
464000                      20061001               80                    No MI
132900                      20061001               100                   GE Capital MI
211900                      20061001               100                   GE Capital MI
158400                      20061001               90                    GE Capital MI
145150                      20061001               69.12000275           No MI
264800                      20061001               80                    No MI
274450                      20061001               99.98999786           GE Capital MI
192000                      20061001               80                    No MI
420000                      20061001               80                    No MI
495000                      20061001               75                    No MI
131500                      20061001               80                    No MI
1263750                     20061001               75                    No MI
57500                       20061001               73.72000122           No MI
205500                      20061001               57.08000183           No MI
199950                      20061001               99.98000336           GE Capital MI
172000                      20061001               80                    No MI
197900                      20061001               99.98000336           GE Capital MI
254700                      20061001               100                   GE Capital MI
151500                      20061001               77.69000244           No MI
139500                      20061001               90                    GE Capital MI
245000                      20061001               100                   Mortgage Guaranty In
170000                      20061001               100                   GE Capital MI
117100                      20061001               79.98999786           No MI
253000                      20061001               100                   GE Capital MI
133600                      20061001               80                    No MI
75000                       20061001               40.56000137           No MI
436500                      20060901               75.91000366           No MI
140000                      20061001               100                   GE Capital MI
203800                      20061001               100                   Mortgage Guaranty In
107900                      20060901               79.98999786           No MI
274000                      20061001               100                   GE Capital MI
140800                      20060901               80                    No MI
340000                      20060901               80                    No MI
336550                      20061001               63.97999954           No MI
224000                      20060901               80                    No MI
484000                      20061001               80                    No MI
220000                      20060901               100                   GE Capital MI
444000                      20061001               80                    No MI
272000                      20060901               80                    No MI
199000                      20061001               100                   GE Capital MI
243000                      20061001               90                    GE Capital MI
232800                      20060901               80                    No MI
191900                      20061001               79.98999786           No MI
240000                      20060901               75                    No MI
285000                      20061001               100                   GE Capital MI
411500                      20061001               79.12999725           No MI
180000                      20061001               69.23000336           No MI
783200                      20060901               79.93000031           No MI
112000                      20061001               100                   GE Capital MI
184000                      20061001               80                    No MI
336000                      20060901               80                    No MI
394250                      20060901               95                    GE Capital MI
82700                       20060901               79.98000336           No MI
143900                      20061001               79.98999786           No MI
303200                      20061001               80                    No MI
254550                      20060901               75.30999756           No MI
372000                      20061001               40                    No MI
171950                      20061001               99.98000336           GE Capital MI
212750                      20061001               100                   GE Capital MI
189600                      20061001               100                   GE Capital MI
114800                      20061001               82                    GE Capital MI
2000000                     20061001               72.45999908           No MI
223250                      20060901               95                    GE Capital MI
111050                      20060901               79.33000183           No MI
115000                      20061001               100                   GE Capital MI
105000                      20061001               100                   GE Capital MI
379000                      20060901               100                   GE Capital MI
100000                      20061001               80                    No MI
100000                      20061001               80                    No MI
92950                       20061001               99.95999908           GE Capital MI
125000                      20061001               100                   Mortgage Guaranty In
198400                      20061001               80                    No MI
432000                      20061001               80                    No MI
1356000                     20061001               67.12999725           No MI
180000                      20061001               80                    No MI
640000                      20061001               69.19000244           No MI
320000                      20061001               100                   GE Capital MI
175500                      20060901               90                    GE Capital MI
95400                       20061001               80                    No MI
270000                      20061001               100                   GE Capital MI
148500                      20061001               90                    GE Capital MI
673750                      20061001               69.09999847           No MI
120000                      20061001               80                    No MI
178500                      20061001               99.98999786           GE Capital MI
202000                      20060901               80                    No MI
112000                      20060901               80                    No MI
289950                      20060901               79.22000122           No MI
153500                      20061001               100                   GE Capital MI
199000                      20060901               100                   GE Capital MI
240000                      20060901               80                    No MI
292800                      20060901               80                    No MI
419000                      20061001               76.45999908           No MI
112000                      20060901               80                    No MI
910000                      20061001               70                    No MI
1780000                     20061001               80                    No MI
205200                      20061001               90                    GE Capital MI
190400                      20060901               80                    No MI
248000                      20060901               80                    No MI
171150                      20061001               70                    No MI
300000                      20060901               69.61000061           No MI
110050                      20061001               79.16999817           No MI
412000                      20061001               80                    No MI
152000                      20060901               80                    No MI
151600                      20060901               80                    No MI
179500                      20061001               99.73000336           Mortgage Guaranty In
300000                      20060901               74.06999969           No MI
128700                      20061001               79.98999786           No MI
499200                      20061001               69.98999786           No MI
200000                      20061001               80                    No MI
644000                      20061001               80                    No MI
185300                      20061001               100                   Mortgage Guaranty In
163200                      20060901               80                    No MI
432600                      20061001               100                   GE Capital MI
130000                      20061001               56.52000046           No MI
650000                      20061001               55.79000092           No MI
236000                      20060901               80                    No MI
306900                      20060901               79.98999786           No MI
77250                       20061001               100                   GE Capital MI
145600                      20061001               80                    No MI
176700                      20061001               78.87999725           No MI
283000                      20060701               73.88999939           No MI
340000                      20060801               80                    No MI
103450                      20060701               76.06999969           No MI
116000                      20060601               80                    No MI
164000                      20060701               80                    No MI
260000                      20061001               77.73999786           No MI
141750                      20061001               79.97000122           No MI
140000                      20060701               100                   GE Capital MI
762000                      20060901               59.86000061           No MI
320000                      20061001               54.52000046           No MI
164000                      20061001               100                   GE Capital MI
224000                      20060701               80                    No MI
572000                      20060701               80                    No MI
166900                      20061001               100                   GE Capital MI
142400                      20060701               77.80999756           No MI
525600                      20060801               80                    No MI
210000                      20060701               80                    No MI
92800                       20060701               80                    No MI
297700                      20060701               76.13999939           No MI
249300                      20061001               90                    Republic MIC
188000                      20060801               80                    No MI
230000                      20061001               100                   GE Capital MI
624000                      20061001               80                    No MI
224700                      20061001               79.98999786           No MI
422500                      20061001               80                    No MI
480000                      20060801               80                    No MI
205000                      20060801               100                   GE Capital MI
103350                      20060801               79.5                  No MI
103400                      20060801               77.73999786           No MI
252000                      20060801               78.75                 No MI
305900                      20060801               90                    GE Capital MI
324000                      20060901               90                    GE Capital MI
163500                      20061001               74.98000336           No MI
137100                      20060801               48.61999893           No MI
289450                      20060801               74.59999847           No MI
224400                      20060801               80                    No MI
160700                      20060901               99.98000336           GE Capital MI
1445000                     20060801               70.48999786           No MI
252000                      20060801               80                    No MI
84800                       20060801               80                    No MI
208000                      20061001               80                    No MI
74150                       20060901               79.30000305           No MI
238950                      20061001               100                   GE Capital MI
181650                      20061001               79.98999786           No MI
139800                      20060801               73.58000183           No MI
815100                      20060801               50.93999863           No MI
254250                      20060801               64.98999786           No MI
170900                      20060801               89.98999786           GE Capital MI
192400                      20060801               77.58000183           No MI
108000                      20060801               80                    No MI
85600                       20060801               80                    No MI
128300                      20060801               99.98999786           GE Capital MI
160000                      20060801               80                    No MI
190750                      20060801               79.48000336           No MI
122500                      20060901               70                    No MI
99950                       20061001               79.95999908           No MI
1170000                     20060901               65                    No MI
124450                      20061001               79.98999786           No MI
218000                      20060801               79.26999664           No MI
384000                      20061001               79.75                 No MI
324600                      20060901               62.41999817           No MI
479200                      20061001               80                    No MI
150300                      20060901               79.98999786           No MI
244800                      20060801               80                    No MI
480000                      20060901               80                    No MI
136800                      20060901               80                    No MI
491400                      20061001               79.98999786           No MI
142400                      20061001               80                    No MI
472150                      20061001               80                    No MI
212000                      20060901               78.23000336           No MI
244150                      20060901               79.98999786           No MI
114250                      20060901               89.97000122           GE Capital MI
320000                      20060801               80                    No MI
1435600                     20061001               73.94999695           No MI
184950                      20061001               99.98000336           GE Capital MI
122650                      20061001               99.98000336           GE Capital MI
150000                      20060901               63.56000137           No MI
219400                      20061001               100                   GE Capital MI
750000                      20060901               62.5                  No MI
140000                      20060901               100                   GE Capital MI
545000                      20061001               100                   GE Capital MI
108000                      20060801               80                    No MI
179950                      20061001               99.98000336           Mortgage Guaranty In
127200                      20060901               80                    No MI
216000                      20060901               80                    No MI
506400                      20061001               80                    No MI
720000                      20061001               80                    No MI
206300                      20061001               99.98000336           GE Capital MI
202000                      20061001               100                   GE Capital MI
623000                      20061001               100                   GE Capital MI
432000                      20061001               79.87999725           No MI
145600                      20061001               80                    No MI
252000                      20061001               80                    No MI
439900                      20061001               80                    No MI
266800                      20061001               100                   GE Capital MI
240400                      20061001               65.15000153           No MI
379000                      20061001               100                   GE Capital MI
485000                      20061001               74.05000305           No MI
304000                      20061001               80                    No MI
269600                      20061001               79.98999786           No MI
310000                      20061001               100                   Mortgage Guaranty In
125600                      20061001               80                    No MI
176000                      20061001               80                    No MI
131400                      20061001               60                    No MI
151100                      20061001               79.98999786           No MI
261000                      20061001               75                    No MI
137600                      20061001               80                    No MI
130000                      20061001               100                   GE Capital MI
105000                      20061001               100                   GE Capital MI
116000                      20061001               80                    No MI
959000                      20061001               79.91999817           No MI
380000                      20061001               95                    GE Capital MI
169950                      20061001               99.98000336           GE Capital MI
200000                      20061001               80                    No MI
420000                      20061001               80                    No MI
238400                      20061001               90                    GE Capital MI
257500                      20061001               99.98999786           GE Capital MI
102900                      20061001               100                   GE Capital MI
132000                      20061001               80                    No MI
154650                      20061001               68.73000336           No MI
266000                      20061001               100                   GE Capital MI
384750                      20061001               95                    GE Capital MI
920000                      20061001               80                    No MI
320000                      20061001               80                    No MI
217700                      20061001               90                    GE Capital MI
181000                      20061001               50.84000015           No MI
165100                      20061001               99.98000336           GE Capital MI
271200                      20061001               80                    No MI
148000                      20061001               80                    No MI
270000                      20061001               100                   GE Capital MI
125000                      20061001               54.36999893           No MI
111200                      20061001               100                   Mortgage Guaranty In
463200                      20061001               80                    No MI
260900                      20061001               90                    GE Capital MI
284000                      20061001               80                    No MI
507700                      20061001               79.94999695           No MI
1875000                     20061001               75                    No MI
199950                      20061001               99.98000336           GE Capital MI
270300                      20061001               63.59999847           No MI
250000                      20061001               78.48999786           No MI
188500                      20061001               100                   GE Capital MI
104000                      20061001               80                    No MI
328000                      20061001               80                    No MI
300000                      20061001               100                   GE Capital MI
410000                      20061001               62.11999893           No MI
253000                      20061001               60.24000168           No MI
175000                      20061001               100                   GE Capital MI
199500                      20061001               79.98000336           No MI
225000                      20061001               100                   GE Capital MI
443000                      20061001               100                   GE Capital MI
81500                       20061001               60.36999893           No MI
82500                       20061001               56.50999832           No MI
219100                      20061001               89.98999786           Mortgage Guaranty In
161600                      20061001               80                    No MI
170000                      20061001               80                    No MI
186250                      20061001               61.49000168           No MI
118800                      20061001               80                    No MI
428000                      20061001               80                    No MI
978400                      20061001               80                    No MI
163200                      20061001               80                    No MI
176500                      20061001               100                   GE Capital MI
118000                      20061001               80                    No MI
142400                      20061001               80                    No MI
440050                      20061001               53.34000015           No MI
147600                      20061001               100                   GE Capital MI
318000                      20061001               80                    No MI
318000                      20061001               80                    No MI
209150                      20061001               100                   GE Capital MI
196000                      20061001               80                    No MI
144200                      20061001               100                   GE Capital MI
120200                      20061001               80                    No MI
200000                      20061001               80                    No MI
554800                      20061001               80                    No MI
208000                      20061001               80                    No MI
242850                      20061001               99.98999786           GE Capital MI
96800                       20061001               76.83000183           No MI
159000                      20061001               100                   GE Capital MI
150700                      20061001               79.98999786           No MI
223200                      20061001               80                    No MI
182300                      20061001               79.98999786           No MI
284000                      20061001               100                   GE Capital MI
125000                      20061001               53.65999985           No MI
168300                      20061001               79.98999786           No MI
218800                      20061001               80                    No MI
284000                      20061001               80                    No MI
508500                      20061001               90                    GE Capital MI
159900                      20061001               100                   GE Capital MI
302400                      20061001               80                    No MI
365000                      20061001               100                   GE Capital MI
153600                      20061001               80                    No MI
103200                      20061001               80                    No MI
100000                      20061001               66.70999908           No MI
112800                      20061001               80                    No MI
948750                      20061001               75                    No MI
724500                      20061001               75                    No MI
300000                      20061001               60.79000092           No MI
172000                      20060701               80                    No MI
172550                      20060701               99.98000336           GE Capital MI
102400                      20060701               80                    No MI
129500                      20060701               100                   GE Capital MI
507250                      20061001               62.24000168           No MI
500000                      20061001               77.36000061           No MI
449200                      20061001               80                    No MI
145000                      20061001               100                   GE Capital MI
104900                      20061001               75                    No MI
138900                      20061001               100                   No MI
160700                      20060801               99.98999786           GE Capital MI
138600                      20061001               99.98000336           GE Capital MI
182400                      20061001               79.98000336           No MI
121200                      20061001               79.97000122           No MI
149200                      20061001               95                    GE Capital MI
275200                      20061001               79.80000305           No MI
286600                      20061001               99.98999786           GE Capital MI
140800                      20060201               80                    No MI
181600                      20060201               80                    No MI
416550                      20061001               99.98999786           YES
516750                      20061001               65                    No MI
725000                      20061001               78.55000305           No MI
220300                      20060201               80                    No MI
116200                      20060201               79.98999786           No MI
231700                      20060801               95                    Mortgage Guaranty In
800000                      20061001               59.25999832           No MI
558950                      20060901               80                    No MI
110400                      20060501               80                    No MI
396000                      20060601               80                    No MI
147300                      20060601               75                    No MI
137600                      20060501               80                    No MI
208000                      20060601               80                    No MI
89900                       20060501               74.98000336           No MI
142300                      20060701               79.98999786           No MI
429600                      20061001               99.98999786           GE Capital MI
144800                      20060901               99.97000122           GE Capital MI
110350                      20061001               79.97000122           No MI
249900                      20060601               100                   GE Capital MI
153200                      20061001               99.98999786           GE Capital MI
260250                      20060701               65.05999756           No MI
128000                      20060601               80                    No MI
420000                      20061001               80                    No MI
228650                      20060801               79.98999786           No MI
129150                      20060601               80                    No MI
520000                      20060701               80                    No MI
228900                      20060901               71.52999878           No MI                     1.00E+17
138250                      20061001               79.98999786           No MI
441350                      20061001               79.98999786           No MI
1435950                     20060801               71.80000305           No MI
627100                      20061001               90                    Republic MIC
125000                      20061001               71.43000031           No MI
111050                      20060701               69.98999786           No MI
143900                      20060901               79.98999786           No MI
161900                      20061001               94.98000336           GE Capital MI
220700                      20061001               94.98999786           GE Capital MI
160450                      20061001               89.98999786           GE Capital MI
2000000                     20061001               51.27999878           No MI
514800                      20061001               71.01000214           No MI
306000                      20061001               79.98999786           No MI
286150                      20061001               76.30999756           No MI
368300                      20061001               80                    No MI
801300                      20060901               79.84999847           No MI
200000                      20061001               56.34000015           No MI
492500                      20061001               65.23000336           No MI
263000                      20061001               72.18000031           No MI
86400                       20061001               64.97000122           No MI
230000                      20061001               100                   GE Capital MI
649000                      20061001               69.04000092           No MI
120800                      20061001               80                    No MI
164200                      20061001               99.51999664           Mortgage Guaranty In
330000                      20061001               100                   GE Capital MI
318700                      20061001               97.16000366           GE Capital MI
250000                      20061001               100                   GE Capital MI
135000                      20061001               100                   GE Capital MI
539000                      20061001               100                   Mortgage Guaranty In
122600                      20061001               67.36000061           No MI
400000                      20061001               80                    No MI
496400                      20060901               80                    No MI
318500                      20060901               70                    No MI
270000                      20061001               100                   GE Capital MI
192200                      20061001               99.98999786           Mortgage Guaranty In
160000                      20061001               100                   GE Capital MI
1205000                     20061001               66.94000244           No MI
219950                      20061001               100                   GE Capital MI
385000                      20061001               79.37999725           No MI
185200                      20061001               79.98000336           No MI
308650                      20061001               95                    GE Capital MI
255050                      20061001               99.83000183           GE Capital MI
130350                      20061001               79.97000122           No MI
120800                      20061001               80                    No MI
100500                      20061001               91.36000061           GE Capital MI
258400                      20061001               80                    No MI
193700                      20060901               99.98999786           GE Capital MI
257200                      20061001               80                    No MI
184950                      20061001               99.98000336           GE Capital MI
1200000                     20061001               80                    No MI
127900                      20061001               100                   GE Capital MI
164900                      20061001               76.73000336           No MI
236000                      20061001               80                    No MI
180000                      20061001               80                    No MI
198850                      20061001               99.98000336           GE Capital MI
157000                      20061001               100                   GE Capital MI
143550                      20061001               64.08000183           No MI
171900                      20061001               100                   GE Capital MI
148800                      20061001               80                    No MI
118950                      20061001               99.95999908           GE Capital MI
295000                      20061001               100                   GE Capital MI
425650                      20061001               80                    No MI
127900                      20060901               79.98999786           No MI
135000                      20061001               100                   GE Capital MI
177600                      20061001               80                    No MI
226000                      20061001               80                    No MI
209000                      20061001               95                    Mortgage Guaranty In
751650                      20061001               68.33000183           No MI
93700                       20061001               69.93000031           No MI
114400                      20060901               80                    No MI
300000                      20061001               50                    No MI
286400                      20060901               80                    No MI
365500                      20061001               80                    No MI
340000                      20061001               100                   GE Capital MI
208000                      20061001               80                    No MI
134000                      20061001               100                   Mortgage Guaranty In
237200                      20061001               99.98999786           Mortgage Guaranty In
268950                      20061001               79.98999786           No MI
183000                      20061001               100                   GE Capital MI
202400                      20061001               79.98999786           No MI
467500                      20061001               79.56999969           No MI
271200                      20061001               80                    No MI
512000                      20061001               70.62000275           No MI
185350                      20060901               80                    No MI
344000                      20061001               80                    No MI
245500                      20061001               100                   Mortgage Guaranty In
87100                       20061001               65                    No MI
184400                      20061001               100                   GE Capital MI
71600                       20061001               80                    No MI
104950                      20061001               64.98999786           No MI
211250                      20061001               100                   Mortgage Guaranty In
404800                      20061001               80                    No MI
171900                      20061001               100                   GE Capital MI
167000                      20061001               100                   GE Capital MI
140000                      20060901               80                    No MI
129600                      20060901               80                    No MI
110400                      20060901               80                    No MI
75200                       20060901               80                    No MI
190400                      20061001               80                    No MI
264000                      20060901               80                    No MI
272000                      20061001               80                    No MI
123600                      20061001               80                    No MI
153600                      20061001               80                    No MI
219200                      20061001               80                    No MI
130400                      20061001               80                    No MI
236000                      20060901               80                    No MI
132000                      20061001               80                    No MI
240000                      20061001               80                    No MI
126320                      20061001               80                    No MI
164800                      20061001               80                    No MI
366180                      20060801               79.84999847           No MI                     1.00E+17
751200                      20060701               80                    No MI                     1.00E+17
197900                      20061001               79.98999786           No MI
291252                      20060901               80                    No MI
122400                      20060901               80                    No MI
192000                      20061001               80                    No MI
352000                      20060901               80                    No MI
224000                      20060901               80                    No MI
147200                      20060901               80                    No MI
309600                      20060901               80                    No MI
159200                      20060901               80                    No MI
600000                      20061001               71.51000214           No MI
188000                      20060901               80                    No MI
84200                       20060901               80                    No MI
100000                      20060901               80                    No MI
150000                      20060901               78.94999695           No MI
200000                      20060901               80                    No MI
247200                      20060901               80                    No MI
167200                      20060901               80                    No MI
120800                      20060901               80                    No MI
260000                      20060901               80                    No MI
101136                      20060901               80                    No MI
196000                      20060901               80                    No MI
142400                      20060901               80                    No MI
112000                      20060901               80                    No MI
207200                      20061001               80                    No MI
289600                      20060901               80                    No MI
77520                       20060901               80                    No MI
70250                       20061001               73.94999695           No MI
123600                      20060901               80                    No MI
192000                      20060901               80                    No MI
136000                      20060901               80                    No MI
182400                      20060901               80                    No MI
236000                      20060901               80                    No MI
288000                      20060901               80                    No MI
289600                      20061001               80                    No MI
62400                       20061001               80                    No MI
232720                      20061001               80                    No MI
199200                      20060901               80                    No MI
130400                      20060901               80                    No MI
177100                      20061001               70                    No MI
199000                      20061001               100                   GE Capital MI
198000                      20061001               100                   GE Capital MI
183900                      20061001               100                   Mortgage Guaranty In
484700                      20060901               80                    No MI
293000                      20061001               100                   GE Capital MI
240000                      20061001               100                   GE Capital MI
127200                      20061001               80                    No MI
155000                      20061001               19.46999931           No MI                     1.00E+17
760100                      20061001               80                    No MI                     1.00E+17
500000                      20061001               80                    No MI                     1.00E+17
433000                      20061001               69.27999878           No MI                     1.00E+17
613500                      20061001               74.36000061           No MI                     1.00E+17
428000                      20061001               80                    No MI                     1.00E+17
504000                      20061001               80                    No MI                     1.00E+17
315384                      20061001               80                    No MI                     1.00E+17
662000                      20061001               80                    No MI                     1.00E+17
124000                      20061001               80                    No MI                     1.00E+17
160000                      20061001               74.11000061           No MI                     1.00E+17
364000                      20061001               80                    No MI                     1.00E+17
119504                      20061001               80                    No MI                     1.00E+17
336000                      20061001               80                    No MI                     1.00E+17
483200                      20061001               80                    No MI                     1.00E+17
124790                      20060901               80                    No MI                     1.00E+17
447920                      20061001               80                    No MI                     1.00E+17
446400                      20061001               80                    No MI                     1.00E+17
433415                      20061001               85                    United Guaranty           1.00E+17
570400                      20061001               80                    No MI                     1.00E+17
455200                      20061001               80                    No MI                     1.00E+17
650000                      20061001               70.58000183           No MI                     1.00E+17
443000                      20061001               75.73000336           No MI                     1.00E+17
457600                      20061001               80                    No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
640000                      20060901               80                    No MI                     1.00E+17
496000                      20060501               78.11000061           No MI
131850                      20061001               69.98000336           No MI                     1.00E+17
220000                      20061001               80                    No MI                     1.00E+17
799960                      20061001               80                    No MI                     1.00E+17
508000                      20060901               80                    No MI                     1.00E+17
716800                      20061001               80                    No MI                     1.00E+17
660000                      20061001               80                    No MI                     1.00E+17
425600                      20061001               80                    No MI                     1.00E+17
700000                      20061001               49.81999969           No MI                     1.00E+17
720000                      20061001               80                    No MI                     1.00E+17
512000                      20061001               80                    No MI                     1.00E+17
662000                      20061001               78.80999756           No MI                     1.00E+17
650000                      20060901               73.02999878           No MI                     1.00E+17
536000                      20060901               80                    No MI                     1.00E+17
1032000                     20061001               80                    No MI                     1.00E+17
536000                      20061001               80                    No MI                     1.00E+17
432000                      20061001               80                    No MI                     1.00E+17
570000                      20061001               75                    No MI                     1.00E+17
633750                      20061001               65                    No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
960000                      20061001               80                    No MI                     1.00E+17
696500                      20061001               70                    No MI                     1.00E+17
472000                      20061001               80                    No MI                     1.00E+17
580160                      20061001               80                    No MI                     1.00E+17
1365000                     20061001               70                    No MI                     1.00E+17
805000                      20060901               70                    No MI                     1.00E+17
1200000                     20061001               80                    No MI                     1.00E+17
785000                      20061001               52.33000183           No MI                     1.00E+17
1000000                     20061001               78.80000305           No MI                     1.00E+17
548000                      20060901               78.29000092           No MI                     1.00E+17
556000                      20061001               80                    No MI                     1.00E+17
490000                      20061001               58.75                 No MI                     1.00E+17
2698500                     20061001               70                    No MI                     1.00E+17
478800                      20061001               70                    No MI                     1.00E+17
426300                      20061001               70                    No MI                     1.00E+17
427000                      20061001               70                    No MI                     1.00E+17
420000                      20061001               80                    No MI                     1.00E+17
480000                      20060901               78.69000244           No MI                     1.00E+17
476000                      20061001               80                    No MI                     1.00E+17
1360000                     20061001               80                    No MI                     1.00E+17
512000                      20061001               80                    No MI                     1.00E+17
746250                      20061001               75                    No MI                     1.00E+17
540000                      20060901               69.23000336           No MI                     1.00E+17
488000                      20060901               80                    No MI                     1.00E+17
580000                      20060901               80                    No MI                     1.00E+17
636000                      20060901               80                    No MI                     1.00E+17
456000                      20061001               80                    No MI                     1.00E+17
500000                      20061001               80                    No MI                     1.00E+17
600000                      20061001               80                    No MI                     1.00E+17
559200                      20061001               80                    No MI                     1.00E+17
440000                      20061001               80                    No MI                     1.00E+17
425000                      20061001               63.90999985           No MI                     1.00E+17
648500                      20061001               77.19999695           No MI                     1.00E+17
503920                      20061001               80                    No MI                     1.00E+17
832000                      20061001               80                    No MI                     1.00E+17
1120000                     20061001               80                    No MI                     1.00E+17
810000                      20061001               67.5                  No MI                     1.00E+17
420000                      20061001               70                    No MI                     1.00E+17
595075                      20060901               80                    No MI                     1.00E+17
467308                      20060901               80                    No MI                     1.00E+17
925000                      20060901               51.38999939           No MI                     1.00E+17
1000000                     20061001               59                    No MI                     1.00E+17
520000                      20061001               80                    No MI                     1.00E+17
469000                      20060901               46.90000153           No MI                     1.00E+17
562000                      20061001               68.12000275           No MI                     1.00E+17
640000                      20060901               65.30999756           No MI                     1.00E+17
600000                      20061001               80                    No MI                     1.00E+17
467200                      20061001               73                    No MI                     1.00E+17
648000                      20061001               80                    No MI                     1.00E+17
535500                      20060901               79.93000031           No MI                     1.00E+17
835000                      20061001               66.80000305           No MI                     1.00E+17
448000                      20061001               80                    No MI                     1.00E+17
605550                      20060901               79.98999786           No MI                     1.00E+17
839200                      20061001               80                    No MI                     1.00E+17
1432000                     20061001               80                    No MI                     1.00E+17
1000000                     20061001               76.91999817           No MI                     1.00E+17
476000                      20061001               80                    No MI                     1.00E+17
1560000                     20060901               80                    No MI                     1.00E+17
641600                      20060901               80                    No MI                     1.00E+17
424000                      20061001               80                    No MI                     1.00E+17
634300                      20061001               70.48000336           No MI                     1.00E+17
439960                      20061001               80                    No MI                     1.00E+17
670000                      20061001               74.44000244           No MI                     1.00E+17
493540                      20060901               80                    No MI                     1.00E+17
780000                      20061001               80                    No MI                     1.00E+17
708000                      20060901               80                    No MI                     1.00E+17
825000                      20061001               75                    No MI                     1.00E+17
289045                      20061001               80                    No MI                     1.00E+17
75000                       20061001               75                    No MI                     1.00E+17
325000                      20061001               62.5                  No MI                     1.00E+17
431000                      20061001               74.95999908           No MI                     1.00E+17
764000                      20061001               80                    No MI                     1.00E+17
616000                      20061001               80                    No MI                     1.00E+17
572000                      20061001               80                    No MI                     1.00E+17
2000000                     20061001               67.80000305           No MI                     1.00E+17
505500                      20061001               52.11000061           No MI                     1.00E+17
431920                      20061101               80                    No MI                     1.00E+17
456000                      20061001               80                    No MI                     1.00E+17
500000                      20061101               80                    No MI                     1.00E+17
920000                      20061001               80                    No MI                     1.00E+17
608000                      20061001               80                    No MI                     1.00E+17
1755000                     20061001               65                    No MI                     1.00E+17
423200                      20061001               80                    No MI                     1.00E+17
1151250                     20061001               75                    No MI                     1.00E+17
164000                      20061001               80                    No MI                     1.00E+17
540000                      20061001               80                    No MI                     1.00E+17
540000                      20061001               80                    No MI                     1.00E+17
368000                      20061001               80                    No MI                     1.00E+17
618750                      20061001               75                    No MI                     1.00E+17
174432                      20061001               80                    No MI                     1.00E+17
1287573                     20061001               74.97000122           No MI                     1.00E+17
434250                      20061001               75                    No MI                     1.00E+17
439000                      20061001               74.52999878           No MI                     1.00E+17
940000                      20061001               80                    No MI                     1.00E+17
468400                      20061001               80                    No MI                     1.00E+17
569600                      20060901               80                    No MI                     1.00E+17
580000                      20061001               49.15000153           No MI                     1.00E+17
516000                      20061001               79.13999939           No MI                     1.00E+17
422820                      20061001               80                    No MI                     1.00E+17
552000                      20061001               80                    No MI                     1.00E+17
675528                      20061001               80                    No MI                     1.00E+17
532500                      20061001               75                    No MI                     1.00E+17
512000                      20061001               80                    No MI                     1.00E+17
551200                      20061001               80                    No MI                     1.00E+17
631968                      20061001               80                    No MI                     1.00E+17
740000                      20061001               74.75                 No MI                     1.00E+17
543750                      20061001               75                    No MI                     1.00E+17
631200                      20061001               80                    No MI                     1.00E+17
1160000                     20060901               80                    No MI                     1.00E+17
436000                      20061001               80                    No MI                     1.00E+17
485600                      20061001               80                    No MI                     1.00E+17
528000                      20061001               80                    No MI                     1.00E+17
532000                      20061001               80                    No MI                     1.00E+17
1382500                     20061001               70                    No MI                     1.00E+17
439200                      20060901               80                    No MI                     1.00E+17
615000                      20060901               62                    No MI                     1.00E+17
572500                      20061001               79.51000214           No MI                     1.00E+17
532000                      20061001               80                    No MI                     1.00E+17
524500                      20061001               80                    No MI                     1.00E+17
514400                      20060901               80                    No MI                     1.00E+17
660000                      20061001               80                    No MI                     1.00E+17
854960                      20061001               80                    No MI                     1.00E+17
736400                      20061001               80                    No MI                     1.00E+17
560000                      20061001               80                    No MI                     1.00E+17
650000                      20061001               74.70999908           No MI                     1.00E+17
506250                      20061001               75                    No MI                     1.00E+17
540000                      20061001               80                    No MI                     1.00E+17
499158                      20061001               80                    No MI                     1.00E+17
920000                      20061001               80                    No MI                     1.00E+17
440000                      20061001               78.15000153           No MI                     1.00E+17
422000                      20061001               68.05999756           No MI                     1.00E+17
460000                      20061001               80                    No MI                     1.00E+17
570500                      20061001               78.15000153           No MI                     1.00E+17
500000                      20061001               80                    No MI                     1.00E+17
476850                      20061001               80                    No MI                     1.00E+17
472750                      20061001               79.98999786           No MI                     1.00E+17
568000                      20061001               80                    No MI                     1.00E+17
690000                      20061001               69.69999695           No MI                     1.00E+17
465000                      20061001               73.80999756           No MI                     1.00E+17
696000                      20061101               80                    No MI                     1.00E+17
607000                      20061001               77.02999878           No MI                     1.00E+17
456000                      20061101               80                    No MI                     1.00E+17
740000                      20061001               80                    No MI                     1.00E+17
1225000                     20061101               70                    No MI                     1.00E+17
940000                      20061001               80                    No MI                     1.00E+17
993750                      20061101               75                    No MI                     1.00E+17
644000                      20061001               80                    No MI                     1.00E+17
1400000                     20061001               70                    No MI                     1.00E+17
762400                      20061001               80                    No MI                     1.00E+17
425600                      20061001               80                    No MI                     1.00E+17
1680000                     20061001               80                    No MI                     1.00E+17
484000                      20061001               80                    No MI                     1.00E+17
460000                      20061001               75.41000366           No MI                     1.00E+17
650000                      20061101               79.90000153           No MI                     1.00E+17
493992                      20061001               80                    No MI                     1.00E+17
490392                      20061001               80                    No MI                     1.00E+17
648000                      20061001               80                    No MI                     1.00E+17
1200000                     20060901               66.66999817           No MI                     1.00E+17
441322                      20061001               80                    No MI                     1.00E+17
445600                      20061001               80                    No MI                     1.00E+17
450400                      20061001               80                    No MI                     1.00E+17
1785600                     20061001               80                    No MI                     1.00E+17
486400                      20061001               80                    No MI                     1.00E+17
904000                      20061001               79.30000305           No MI                     1.00E+17
715000                      20061001               69.76000214           No MI                     1.00E+17
440000                      20061001               80                    No MI                     1.00E+17
439200                      20061001               80                    No MI                     1.00E+17
829600                      20061001               80                    No MI                     1.00E+17
485000                      20061001               74.05000305           No MI                     1.00E+17
876000                      20061001               80                    No MI                     1.00E+17
607000                      20061001               75.87999725           No MI                     1.00E+17
462912                      20061001               80                    No MI                     1.00E+17
552000                      20061001               80                    No MI                     1.00E+17
450000                      20061001               49.45000076           No MI                     1.00E+17
776000                      20061001               80                    No MI                     1.00E+17
650000                      20061001               79.26999664           No MI                     1.00E+17
568000                      20061001               80                    No MI                     1.00E+17
536000                      20061001               80                    No MI                     1.00E+17
476000                      20061001               70                    No MI                     1.00E+17
900000                      20061001               75                    No MI                     1.00E+17
944000                      20061001               80                    No MI                     1.00E+17
468750                      20061001               75                    No MI                     1.00E+17
970000                      20061001               69.29000092           No MI                     1.00E+17
545000                      20061001               76.76000214           No MI                     1.00E+17
564000                      20061001               80                    No MI                     1.00E+17
675000                      20061001               74.58999634           No MI                     1.00E+17
436000                      20061001               80                    No MI                     1.00E+17
477000                      20061001               75                    No MI                     1.00E+17
533550                      20060901               80                    No MI                     1.00E+17
915000                      20061001               77.08999634           No MI                     1.00E+17
476536                      20061001               80                    No MI                     1.00E+17
512000                      20061001               80                    No MI                     1.00E+17
735000                      20061101               75                    No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
975000                      20060701               75                    No MI                     1.00E+17
460000                      20060701               80                    No MI                     1.00E+17
974250                      20060701               75                    No MI                     1.00E+17
873809                      20060901               80                    No MI                     1.00E+17
500208                      20061001               80                    No MI                     1.00E+17
747245                      20061001               80                    No MI                     1.00E+17
436172                      20061001               80                    No MI                     1.00E+17
650000                      20061001               74.41999817           No MI                     1.00E+17
453611                      20061001               80                    No MI                     1.00E+17
990000                      20061001               57.84999847           No MI                     1.00E+17
520000                      20061001               80                    No MI                     1.00E+17
554909                      20061001               80                    No MI                     1.00E+17
473652                      20061001               80                    No MI                     1.00E+17
549000                      20060701               68.70999908           No MI                     1.00E+17
1196500                     20060801               69.16000366           No MI                     1.00E+17
624000                      20060801               80                    No MI                     1.00E+17
535500                      20060701               79.93000031           No MI                     1.00E+17
528000                      20060901               80                    No MI                     1.00E+17
895872                      20060901               69.98999786           No MI                     1.00E+17
602000                      20060801               61.43000031           No MI                     1.00E+17
468000                      20060901               80                    No MI                     1.00E+17
502000                      20060801               80                    No MI                     1.00E+17
648000                      20060901               80                    No MI                     1.00E+17
568000                      20060901               80                    No MI                     1.00E+17
612000                      20060701               80                    No MI                     1.00E+17
525000                      20061001               63.63999939           No MI                     1.00E+17
608000                      20060901               80                    No MI                     1.00E+17
444600                      20060901               80                    No MI                     1.00E+17
516750                      20060901               65                    No MI                     1.00E+17
466600                      20060901               68.12000275           No MI                     1.00E+17
560600                      20060901               80                    No MI                     1.00E+17
540000                      20060801               80                    No MI                     1.00E+17
532000                      20061001               88.37000275           GE Capital MI             1.00E+17
769600                      20060901               80                    No MI                     1.00E+17
472000                      20060801               80                    No MI                     1.00E+17
1000000                     20060901               72.19999695           No MI                     1.00E+17
500000                      20060901               80                    No MI                     1.00E+17
511200                      20060901               80                    No MI                     1.00E+17
460000                      20060901               80                    No MI                     1.00E+17
552150                      20061001               80                    No MI                     1.00E+17
600000                      20061001               77.41999817           No MI                     1.00E+17
468000                      20061001               80                    No MI                     1.00E+17
602400                      20060801               80                    No MI                     1.00E+17
620000                      20061001               80                    No MI                     1.00E+17
650000                      20060901               76.47000122           No MI                     1.00E+17
1125000                     20061001               75                    No MI                     1.00E+17
452000                      20061001               80                    No MI                     1.00E+17
559200                      20061001               80                    No MI                     1.00E+17
753000                      20061001               75                    No MI                     1.00E+17
476250                      20061001               79.37999725           No MI                     1.00E+17
1000000                     20061001               69.44000244           No MI                     1.00E+17
975000                      20061001               75                    No MI                     1.00E+17
625000                      20061001               53.18999863           No MI                     1.00E+17
1330000                     20061001               70                    No MI                     1.00E+17
650000                      20061001               79.26999664           No MI                     1.00E+17
536000                      20061001               80                    No MI                     1.00E+17
452000                      20060901               80                    No MI                     1.00E+17
585000                      20061001               89.30999756           PMI                       1.00E+17
435950                      20061001               80                    No MI                     1.00E+17
827250                      20061001               75                    No MI                     1.00E+17
434200                      20061001               79.98999786           No MI                     1.00E+17
465000                      20060901               65.02999878           No MI                     1.00E+17
545000                      20061001               77.86000061           No MI                     1.00E+17
182753                      20060801               90                    Mortgage Guaranty In      1.00E+17
216000                      20060701               100                   YES                       1.00E+17
219200                      20060701               80                    No MI                     1.00E+17
136200                      20060701               78.45999908           No MI                     1.00E+17
196000                      20060701               80                    No MI                     1.00E+17
149600                      20060701               80                    No MI                     1.00E+17
220702                      20060701               90                    Radian Guaranty           1.00E+17
213045                      20060801               70                    No MI                     1.00E+17
217500                      20060701               75                    No MI                     1.00E+17
130400                      20060701               80                    No MI                     1.00E+17
234000                      20060701               57.06999969           No MI                     1.00E+17
110000                      20060701               52.38000107           No MI                     1.00E+17
408000                      20060701               80                    No MI                     1.00E+17
352250                      20060701               78.27999878           No MI                     1.00E+17
226508                      20060701               70                    No MI                     1.00E+17
417000                      20060701               64.15000153           No MI                     1.00E+17
241006                      20060701               80                    No MI                     1.00E+17
133250                      20060701               42.29999924           No MI                     1.00E+17
176000                      20060701               80                    No MI                     1.00E+17
151550                      20060801               89.98999786           Mortgage Guaranty In      1.00E+17
332000                      20060701               80                    No MI                     1.00E+17
292500                      20060701               90                    Radian Guaranty           1.00E+17
258575                      20060801               74.65000153           No MI                     1.00E+17
144000                      20060801               80                    No MI                     1.00E+17
132000                      20060801               80                    No MI                     1.00E+17
412800                      20060701               79.97000122           No MI                     1.00E+17
117200                      20060801               80                    No MI                     1.00E+17
241200                      20060801               90                    Mortgage Guaranty In      1.00E+17
300000                      20060801               80                    No MI                     1.00E+17
279400                      20060801               79.98999786           No MI                     1.00E+17
178800                      20060801               80                    No MI                     1.00E+17
340075                      20060801               75.40000153           No MI                     1.00E+17
180000                      20060801               79.30000305           No MI                     1.00E+17
500000                      20051101               74.62999725           No MI                     1.00E+17
115200                      20060801               80                    No MI                     1.00E+17
128000                      20060501               80                    No MI                     1.00E+17
279692                      20061001               80                    No MI                     1.00E+17
260590                      20061001               56.40000153           No MI
1207500                     20061001               70                    No MI                     1.00E+17
716250                      20061001               75                    No MI                     1.00E+17
104432                      20061001               80                    No MI                     1.00E+17
222700                      20061001               74.98000336           No MI                     1.00E+17
1260000                     20061001               70                    No MI                     1.00E+17
1000000                     20060901               71.58000183           No MI                     1.00E+17
1240000                     20061001               80                    No MI                     1.00E+17
1225000                     20061001               70                    No MI                     1.00E+17
100000                      20061001               55.43999863           No MI                     1.00E+17
1000000                     20061001               80                    No MI                     1.00E+17
645000                      20061001               75                    No MI
107200                      20060801               80                    No MI
168450                      20060901               80                    No MI                     1.00E+17
292394                      20061001               80                    No MI                     1.00E+17
88000                       20061001               80                    No MI                     1.00E+17
61600                       20061001               80                    No MI                     1.00E+17
138320                      20061001               80                    No MI                     1.00E+17
237511                      20061001               80                    No MI                     1.00E+17
463200                      20061001               80                    No MI                     1.00E+17
492000                      20061001               80                    No MI                     1.00E+17
279412                      20061001               80                    No MI                     1.00E+17
750000                      20061001               75                    No MI                     1.00E+17
82500                       20061001               75                    No MI                     1.00E+17
436000                      20060901               59.22000122           No MI                     1.00E+17
732000                      20060901               80                    No MI                     1.00E+17
1500000                     20061001               72.81999969           No MI                     1.00E+17
161625                      20060901               75                    No MI                     1.00E+17
450142                      20061001               80                    No MI                     1.00E+17
587834                      20061001               80                    No MI                     1.00E+17
74400                       20061001               80                    No MI                     1.00E+17
566550                      20060801               79.68000031           No MI                     1.00E+17
426700                      20060901               79.98999786           No MI                     1.00E+17
623000                      20061001               70                    No MI                     1.00E+17
480000                      20060201               80                    No MI                     1.00E+17
97920                       20060501               80                    No MI                     1.00E+17
64000                       20060801               80                    No MI                     1.00E+17
64000                       20060801               80                    No MI                     1.00E+17
517461                      20060901               70                    No MI                     1.00E+17
239708                      20061001               80                    No MI                     1.00E+17
1820000                     20061001               70                    No MI
167900                      20060601               79.98999786           No MI                     1.00E+17
851250                      20060901               75                    No MI                     1.00E+17
517600                      20061001               80                    No MI                     1.00E+17
237422                      20061001               70                    No MI                     1.00E+17
480000                      20060901               80                    No MI                     1.00E+17
1012500                     20060901               75                    No MI                     1.00E+17
617755                      20060901               80                    No MI                     1.00E+17
763687                      20061001               80                    No MI
592500                      20060901               75                    No MI                     1.00E+17
448000                      20061001               70                    No MI
207350                      20061001               80                    No MI
1350000                     20061001               75                    No MI                     1.00E+17
452000                      20061001               80                    No MI                     1.00E+17
210000                      20060901               46.15000153           No MI                     1.00E+17
173000                      20060901               60.70000076           No MI                     1.00E+17
73600                       20060901               80                    No MI                     1.00E+17
142400                      20060901               80                    No MI                     1.00E+17
704000                      20061001               80                    No MI                     1.00E+17
69230                       20061001               70                    No MI                     1.00E+17
82500                       20061001               75                    No MI                     1.00E+17
463826                      20061001               80                    No MI                     1.00E+17
520000                      20061001               80                    No MI                     1.00E+17
410300                      20061001               68.95999908           No MI
765836                      20061001               80                    No MI                     1.00E+17
956000                      20061001               80                    No MI                     1.00E+17
179120                      20061001               80                    No MI
88950                       20061001               74.12999725           No MI                     1.00E+17
200000                      20061001               44.93999863           No MI                     1.00E+17
536000                      20061001               80                    No MI
472000                      20061001               80                    No MI                     1.00E+17
1000000                     20061001               74.06999969           No MI                     1.00E+17
440095                      20061001               80                    No MI                     1.00E+17
448800                      20060901               80                    No MI                     1.00E+17
482320                      20061001               80                    No MI                     1.00E+17
437150                      20060901               79.98999786           No MI                     1.00E+17
480000                      20060901               80                    No MI                     1.00E+17
473600                      20061001               80                    No MI                     1.00E+17
1000000                     20060901               68.97000122           No MI                     1.00E+17
196200                      20060901               79.98999786           No MI                     1.00E+17
1220250                     20061001               75                    No MI                     1.00E+17
745600                      20061001               80                    No MI                     1.00E+17
48000                       20060901               80                    No MI                     1.00E+17
232000                      20050801               80                    No MI                     1.00E+17
297600                      20061001               80                    No MI                     1.00E+17
132000                      20061001               80                    No MI                     1.00E+17
120400                      20061001               80                    No MI                     1.00E+17
385250                      20060901               80                    No MI                     1.00E+17
393000                      20060901               80                    No MI                     1.00E+17
2372500                     20061001               65                    No MI                     1.00E+17
601420                      20061001               74.98999786           No MI                     1.00E+17
325250                      20060701               61.36999893           No MI                     1.00E+17
124000                      20060901               80                    No MI                     1.00E+17
46400                       20061001               80                    No MI                     1.00E+17
539300                      20061001               79.98999786           No MI                     1.00E+17
1000000                     20061001               61.72999954           No MI                     1.00E+17
435011                      20060901               80                    No MI                     1.00E+17
901000                      20060901               79.98999786           No MI                     1.00E+17
226568                      20061001               80                    No MI                     1.00E+17
72000                       20060901               75                    No MI
682500                      20061001               69.63999939           No MI                     1.00E+17
630000                      20060901               70                    No MI                     1.00E+17
1275000                     20060901               75                    No MI                     1.00E+17
647900                      20061001               70                    No MI                     1.00E+17
245176                      20061001               80                    No MI                     1.00E+17
95000                       20060901               55.88000107           No MI                     1.00E+17
111200                      20061001               80                    No MI                     1.00E+17
588000                      20060901               80                    No MI                     1.00E+17
492000                      20060901               80                    No MI                     1.00E+17
993750                      20061001               75                    No MI                     1.00E+17
87300                       20060901               80                    No MI                     1.00E+17
1400000                     20060501               60.86999893           No MI                     1.00E+17
880000                      20061001               80                    No MI                     1.00E+17
750000                      20061001               55.56000137           No MI                     1.00E+17
156550                      20060801               79.98999786           No MI                     1.00E+17
73500                       20060901               70                    No MI                     1.00E+17
219900                      20060901               79.98999786           No MI                     1.00E+17
263920                      20060901               80                    No MI                     1.00E+17
729162                      20060901               80                    No MI                     1.00E+17
436000                      20060901               80                    No MI                     1.00E+17
900000                      20060901               75                    No MI                     1.00E+17
75520                       20060801               80                    No MI                     1.00E+17
1600000                     20060901               69.77999878           No MI                     1.00E+17
84000                       20060901               80                    No MI
217500                      20060901               75                    No MI                     1.00E+17
232500                      20060901               75                    No MI                     1.00E+17
285000                      20060901               75                    No MI                     1.00E+17
217500                      20060901               75                    No MI                     1.00E+17
228000                      20060901               75                    No MI                     1.00E+17
133892                      20061001               80                    No MI                     1.00E+17
222000                      20061001               100                   GE Capital MI
138200                      20061001               94.98000336           GE Capital MI
143550                      20061001               64.08000183           No MI
251900                      20061001               79.98999786           No MI
376800                      20061101               80                    No MI                     1.00E+17
363750                      20061101               75                    No MI                     1.00E+17
520000                      20061101               80                    No MI                     1.00E+17
420000                      20061001               80                    No MI                     1.00E+17
185200                      20061001               80                    No MI                     1.00E+17
51655                       20061101               79.58999634           No MI                     1.00E+17
1300000                     20061001               65                    No MI                     1.00E+17
63600                       20061101               80                    No MI                     1.00E+17
384240                      20061101               80                    No MI                     1.00E+17
232000                      20061101               80                    No MI                     1.00E+17
512000                      20061101               80                    No MI                     1.00E+17
788250                      20061101               75                    No MI                     1.00E+17
446709                      20061001               80                    No MI                     1.00E+17
460000                      20061101               80                    No MI                     1.00E+17
164000                      20061001               80                    No MI                     1.00E+17
61600                       20061001               80                    No MI                     1.00E+17
843750                      20061001               75                    No MI                     1.00E+17
944000                      20061001               80                    No MI                     1.00E+17
292000                      20061001               80                    No MI                     1.00E+17
247200                      20061001               80                    No MI                     1.00E+17
620000                      20061101               51.66999817           No MI                     1.00E+17
680000                      20061001               80                    No MI                     1.00E+17
174720                      20061001               80                    No MI                     1.00E+17
244000                      20061101               80                    No MI                     1.00E+17
999950                      20061101               60.59999847           No MI                     1.00E+17
528000                      20061101               80                    No MI                     1.00E+17
367500                      20061001               70                    No MI                     1.00E+17
124000                      20061101               80                    No MI                     1.00E+17
195000                      20061001               75                    No MI                     1.00E+17
567200                      20061001               80                    No MI                     1.00E+17
508800                      20061001               80                    No MI                     1.00E+17
240000                      20061001               80                    No MI                     1.00E+17
694400                      20061001               80                    No MI                     1.00E+17
476720                      20061001               80                    No MI                     1.00E+17
182400                      20061001               80                    No MI                     1.00E+17
124000                      20061001               80                    No MI                     1.00E+17
106500                      20061001               74.98999786           No MI                     1.00E+17
422400                      20061001               80                    No MI                     1.00E+17
484000                      20061001               80                    No MI                     1.00E+17
652000                      20061001               80                    No MI                     1.00E+17
131200                      20061101               80                    No MI                     1.00E+17
400000                      20061001               80                    No MI                     1.00E+17
129780                      20061001               70                    No MI                     1.00E+17
648000                      20061001               80                    No MI                     1.00E+17
130200                      20061001               70                    No MI                     1.00E+17
518400                      20061001               80                    No MI                     1.00E+17
328000                      20061101               80                    No MI                     1.00E+17
226400                      20061001               80                    No MI                     1.00E+17
172000                      20061001               80                    No MI                     1.00E+17
1280000                     20061101               80                    No MI
528000                      20061001               80                    No MI                     1.00E+17
296000                      20061001               80                    No MI
496500                      20060901               71.95999908           No MI                     1.00E+17
536000                      20060901               74.97000122           No MI                     1.00E+17
946000                      20060901               60.63999939           No MI                     1.00E+17
424000                      20060901               80                    No MI                     1.00E+17
1100000                     20061001               79.72000122           No MI                     1.00E+17
629500                      20060901               79.98999786           No MI                     1.00E+17
433000                      20061001               72.16999817           No MI                     1.00E+17
528500                      20061001               70                    No MI                     1.00E+17
750000                      20060901               37.5                  No MI                     1.00E+17
997425                      20061001               75                    No MI                     1.00E+17
603200                      20060901               80                    No MI                     1.00E+17
541600                      20061001               80                    No MI                     1.00E+17
530000                      20060901               71.13999939           No MI                     1.00E+17
599920                      20061001               80                    No MI                     1.00E+17
1865000                     20060901               74.59999847           No MI                     1.00E+17
2400000                     20060901               80                    No MI                     1.00E+17
650000                      20061001               75.66999817           No MI                     1.00E+17
476000                      20061001               80                    No MI                     1.00E+17
455200                      20060801               80                    No MI                     1.00E+17
844000                      20061001               70.33000183           No MI                     1.00E+17
640000                      20061001               80                    No MI                     1.00E+17
550000                      20060901               63.22000122           No MI                     1.00E+17
504000                      20060901               80                    No MI                     1.00E+17
1000000                     20060901               66.66999817           No MI                     1.00E+17
572000                      20061001               80                    No MI                     1.00E+17
660000                      20061001               80                    No MI                     1.00E+17
492065                      20061001               80                    No MI                     1.00E+17
420000                      20060901               80                    No MI                     1.00E+17
1212000                     20061001               79.98000336           No MI                     1.00E+17
900000                      20060901               75                    No MI                     1.00E+17
500000                      20060901               50.75999832           No MI                     1.00E+17
595750                      20060901               84.38999939           Republic MIC              1.00E+17
449000                      20060901               74.83000183           No MI                     1.00E+17
440000                      20060901               80                    No MI                     1.00E+17
630357                      20060901               80                    No MI                     1.00E+17
1260000                     20060901               70                    No MI                     1.00E+17
872000                      20060901               72.66999817           No MI                     1.00E+17
850000                      20060901               74.88999939           No MI                     1.00E+17
607712                      20060901               80                    No MI                     1.00E+17
1000000                     20060801               62.11000061           No MI                     1.00E+17
909500                      20060901               56.84000015           No MI                     1.00E+17
650000                      20060901               66.66999817           No MI                     1.00E+17
488000                      20060901               80                    No MI                     1.00E+17
532000                      20060901               80                    No MI                     1.00E+17
435275                      20060901               74.79000092           No MI                     1.00E+17
572120.8                    20061001               80                    No MI                     1.00E+17
693750                      20061001               75                    No MI                     1.00E+17
760000                      20060901               80                    No MI                     1.00E+17
540000                      20060901               78.26000214           No MI                     1.00E+17
444000                      20060901               80                    No MI                     1.00E+17
480000                      20060901               80                    No MI                     1.00E+17
735000                      20060901               77.37000275           No MI                     1.00E+17
580000                      20060901               80                    No MI                     1.00E+17
508000                      20060901               80                    No MI                     1.00E+17
498836                      20060901               80                    No MI                     1.00E+17
1300000                     20060801               65                    No MI                     1.00E+17
450000                      20060901               73.70999908           No MI                     1.00E+17
560000                      20061001               80                    No MI                     1.00E+17
542528                      20060901               80                    No MI                     1.00E+17
462602                      20061001               80                    No MI                     1.00E+17
490000                      20060801               70                    No MI                     1.00E+17
549600                      20060801               80                    No MI                     1.00E+17
512350                      20060901               80                    No MI                     1.00E+17
496000                      20061001               80                    No MI                     1.00E+17
539428                      20060901               80                    No MI                     1.00E+17
713300                      20060901               79.80000305           No MI                     1.00E+17
1237500                     20060901               75                    No MI                     1.00E+17
521550                      20060901               95                    GE Capital MI             1.00E+17
818700                      20060901               68.23000336           No MI                     1.00E+17
580000                      20060901               80                    No MI                     1.00E+17
488000                      20060901               80                    No MI                     1.00E+17
600000                      20060901               80                    No MI                     1.00E+17
464000                      20060901               77.33000183           No MI                     1.00E+17
428000                      20060701               80                    No MI                     1.00E+17
440000                      20060901               80                    No MI                     1.00E+17
300000                      20060901               80                    No MI                     1.00E+17
546150                      20060801               61.70999908           No MI                     1.00E+17
500000                      20060901               74.06999969           No MI                     1.00E+17
510000                      20060901               85                    GE Capital MI             1.00E+17
1368750                     20060901               75                    No MI                     1.00E+17
280000                      20061001               80                    No MI                     1.00E+17
508000                      20060701               80                    No MI                     1.00E+17
431250                      20060701               75                    No MI                     1.00E+17
720000                      20060901               80                    No MI                     1.00E+17
616500                      20061001               94.12000275           PMI                       1.00E+17
750000                      20060901               48.41999817           No MI                     1.00E+17
632000                      20061001               80                    No MI                     1.00E+17
650000                      20060901               48.15000153           No MI                     1.00E+17
515000                      20060901               62.79999924           No MI                     1.00E+17
554800                      20060501               95                    United Guaranty           1.00E+17
584000                      20060901               80                    No MI                     1.00E+17
440000                      20060801               80                    No MI                     1.00E+17
662400                      20060901               80                    No MI                     1.00E+17
583500                      20060901               75                    No MI                     1.00E+17
477256                      20060901               80                    No MI                     1.00E+17
432000                      20060901               80                    No MI                     1.00E+17
595308                      20060901               80                    No MI                     1.00E+17
581500                      20060801               79.98999786           No MI                     1.00E+17
492650                      20060801               80                    No MI                     1.00E+17
447920                      20060801               80                    No MI                     1.00E+17
520128                      20060901               80                    No MI                     1.00E+17
460000                      20060801               76.02999878           No MI                     1.00E+17
510800                      20060801               80                    No MI                     1.00E+17
472000                      20060801               80                    No MI                     1.00E+17
616800                      20060901               80                    No MI                     1.00E+17
432000                      20060801               80                    No MI                     1.00E+17
596250                      20060801               75                    No MI                     1.00E+17
550000                      20060901               42.79999924           No MI                     1.00E+17
608000                      20060901               80                    No MI                     1.00E+17
750000                      20060901               73.48999786           No MI                     1.00E+17
678000                      20060801               69.37000275           No MI                     1.00E+17
473600                      20060801               80                    No MI                     1.00E+17
516000                      20060801               80                    No MI                     1.00E+17
640000                      20060801               80                    No MI                     1.00E+17
596000                      20060801               79.47000122           No MI                     1.00E+17
686250                      20060801               75                    No MI                     1.00E+17
780000                      20060901               80                    No MI                     1.00E+17
479209                      20060901               80                    No MI                     1.00E+17
495000                      20060901               75.56999969           No MI                     1.00E+17
428120                      20060901               80                    No MI                     1.00E+17
576000                      20060801               80                    No MI                     1.00E+17
545000                      20060901               74.15000153           No MI                     1.00E+17
1000000                     20060901               69.16000366           No MI                     1.00E+17
1376000                     20060901               78.62999725           No MI                     1.00E+17
1000000                     20060901               80                    No MI                     1.00E+17
600000                      20060901               80                    No MI                     1.00E+17
420000                      20060901               80                    No MI                     1.00E+17
478000                      20060901               74.11000061           No MI                     1.00E+17
508800                      20060801               60                    No MI                     1.00E+17
610000                      20060901               40.66999817           No MI                     1.00E+17
465600                      20060901               80                    No MI                     1.00E+17
1549000                     20060901               68.87999725           No MI                     1.00E+17
446550                      20060801               79.98999786           No MI                     1.00E+17
440000                      20060901               80                    No MI                     1.00E+17
468000                      20060901               80                    No MI                     1.00E+17
1863750                     20060901               75                    No MI                     1.00E+17
1655820                     20060901               66.23000336           No MI                     1.00E+17
536000                      20060901               80                    No MI                     1.00E+17
581000                      20060901               70                    No MI                     1.00E+17
778000                      20060901               74.09999847           No MI                     1.00E+17
1133000                     20060901               79.79000092           No MI                     1.00E+17
476204                      20060901               80                    No MI                     1.00E+17
2632023                     20060901               80                    No MI                     1.00E+17
443272                      20060901               80                    No MI                     1.00E+17
592000                      20060801               80                    No MI                     1.00E+17
432000                      20060901               77.83999634           No MI                     1.00E+17
620000                      20060901               80                    No MI                     1.00E+17
464000                      20060901               80                    No MI                     1.00E+17
472500                      20060901               75                    No MI                     1.00E+17
500000                      20060901               74.06999969           No MI                     1.00E+17
616000                      20060901               70                    No MI                     1.00E+17
500000                      20060901               80                    No MI                     1.00E+17
444000                      20060901               80                    No MI                     1.00E+17
560000                      20060901               70                    No MI                     1.00E+17
740000                      20060901               57.81000137           No MI                     1.00E+17
504000                      20060901               80                    No MI                     1.00E+17
880000                      20060901               80                    No MI                     1.00E+17
568000                      20060901               71.90000153           No MI                     1.00E+17
417282                      20060901               80                    No MI                     1.00E+17
468000                      20060901               80                    No MI                     1.00E+17
756000                      20060901               80                    No MI                     1.00E+17
1100000                     20060901               57.88999939           No MI                     1.00E+17
542500                      20060901               70                    No MI                     1.00E+17
524000                      20060901               80                    No MI                     1.00E+17
688000                      20060901               80                    No MI                     1.00E+17
505600                      20060901               80                    No MI                     1.00E+17
536000                      20060901               80                    No MI                     1.00E+17
808000                      20060901               80                    No MI                     1.00E+17
549500                      20060901               70                    No MI                     1.00E+17
588400                      20060901               80                    No MI                     1.00E+17
526400                      20060901               80                    No MI                     1.00E+17
960000                      20060901               80                    No MI                     1.00E+17
532000                      20060901               80                    No MI                     1.00E+17
464000                      20060901               80                    No MI                     1.00E+17
600000                      20060901               60                    No MI                     1.00E+17
1000000                     20060901               70.18000031           No MI                     1.00E+17
799960                      20060901               80                    No MI                     1.00E+17
645000                      20060901               47.95999908           No MI                     1.00E+17
428000                      20060901               80                    No MI                     1.00E+17
640000                      20061101               80                    No MI                     1.00E+17
494350                      20061001               79.98999786           No MI                     1.00E+17
472000                      20061101               80                    No MI                     1.00E+17
787500                      20061001               75                    No MI                     1.00E+17
459200                      20061101               80                    No MI                     1.00E+17
435000                      20061001               66.15000153           No MI                     1.00E+17
550500                      20061101               75                    No MI                     1.00E+17
534563                      20061001               80                    No MI                     1.00E+17
650000                      20061101               77.37999725           No MI                     1.00E+17
437560                      20061001               80                    No MI                     1.00E+17
422404                      20061101               80                    No MI                     1.00E+17
614600                      20061001               70                    No MI                     1.00E+17
620000                      20061001               80                    No MI                     1.00E+17
440000                      20061101               76.12000275           No MI                     1.00E+17
452000                      20061101               79.58000183           No MI                     1.00E+17
544000                      20061101               80                    No MI                     1.00E+17
456000                      20061101               80                    No MI                     1.00E+17
456000                      20061001               80                    No MI                     1.00E+17
660000                      20061001               80                    No MI                     1.00E+17
682500                      20061101               70                    No MI                     1.00E+17
512000                      20061101               78.76999664           No MI                     1.00E+17
1350000                     20061001               73.76999664           No MI                     1.00E+17
520000                      20061001               80                    No MI                     1.00E+17
551920                      20061101               80                    No MI                     1.00E+17
553554                      20061201               80                    No MI                     1.00E+17
524000                      20061101               80                    No MI                     1.00E+17
598000                      20061001               79.98000336           No MI                     1.00E+17
430400                      20061101               80                    No MI                     1.00E+17
638250                      20061101               75                    No MI                     1.00E+17
564000                      20061101               80                    No MI                     1.00E+17
1000000                     20060501               68.87000275           No MI                     1.00E+17
519920                      20061101               79.98999786           No MI                     1.00E+17
458000                      20061001               74.83999634           No MI                     1.00E+17
556700                      20061101               80                    No MI                     1.00E+17
431200                      20060801               80                    No MI                     1.00E+17
590676                      20061101               80                    No MI                     1.00E+17
509600                      20061101               80                    No MI                     1.00E+17
2000000                     20060901               57.13999939           No MI                     1.00E+17
503200                      20061201               80                    No MI                     1.00E+17
690000                      20060801               76.66999817           No MI                     1.00E+17
675000                      20061101               75                    No MI                     1.00E+17
444000                      20061101               80                    No MI                     1.00E+17
588185                      20061001               70.01999664           No MI                     1.00E+17
1000000                     20061101               76.91999817           No MI                     1.23E+17
1500000                     20060901               66.08000183           No MI                     1.00E+17
480000                      20061101               69.56999969           No MI                     1.00E+17
500000                      20060901               67.56999969           No MI                     1.00E+17
680000                      20060901               54.40000153           No MI                     1.00E+17
479200                      20060901               80                    No MI                     1.00E+17
650000                      20060901               76.55999756           No MI                     1.00E+17
514000                      20060901               79.98999786           No MI                     1.00E+17
557600                      20060901               80                    No MI                     1.00E+17
518450                      20060901               80                    No MI                     1.00E+17
650000                      20060901               67.70999908           No MI                     1.00E+17
522000                      20061101               74.56999969           No MI                     1.00E+17
966000                      20061101               70                    No MI                     1.00E+17
1679937                     20061101               70                    No MI                     1.00E+17
476000                      20061201               80                    No MI                     1.00E+17
540000                      20061201               80                    No MI                     1.00E+17
462400                      20061001               80                    No MI                     1.00E+17
436000                      20061101               79.26999664           No MI                     1.00E+17
632000                      20060901               80                    No MI                     1.00E+17
680000                      20061101               80                    No MI                     1.00E+17
870000                      20061101               72.5                  No MI                     1.00E+17
728000                      20060801               80                    No MI                     1.00E+17
538800                      20061101               79.98999786           No MI                     1.00E+17
473600                      20061101               80                    No MI                     1.00E+17
428000                      20060901               80                    No MI                     1.00E+17
497000                      20061101               82.15000153           PMI                       1.00E+17
480000                      20061101               80                    No MI                     1.00E+17
639200                      20061101               80                    No MI                     1.00E+17
480000                      20061001               75                    No MI                     1.00E+17
1000000                     20061101               71.48000336           No MI                     1.00E+17
545000                      20061101               51.90000153           No MI                     1.00E+17
489600                      20061201               80                    No MI                     1.00E+17
830000                      20061101               73.44999695           No MI                     1.00E+17
502500                      20061001               75                    No MI                     1.00E+17
448000                      20061101               80                    No MI                     1.00E+17
780000                      20061101               80                    No MI                     1.00E+17
520000                      20061001               77.04000092           No MI                     1.00E+17
972000                      20061001               80                    No MI                     1.00E+17
640500                      20060901               70                    No MI                     1.00E+17
628000                      20061201               80                    No MI                     1.00E+17
630000                      20060901               48.45999908           No MI                     1.00E+17
784000                      20061101               80                    No MI                     1.00E+17
427384                      20061001               80                    No MI                     1.00E+17
543101                      20061101               90                    Radian Guaranty           1.00E+17
716250                      20061101               75                    No MI                     1.00E+17
1462500                     20061201               75                    No MI                     1.00E+17
584026                      20061001               80                    No MI                     1.00E+17
561728                      20061101               80                    No MI                     1.00E+17
465500                      20061001               66.98000336           No MI                     1.00E+17
535848                      20061101               89.90000153           PMI                       1.00E+17
630272                      20061201               80                    No MI                     1.00E+17
600000                      20061001               75                    No MI                     1.00E+17
524000                      20061201               80                    No MI                     1.00E+17
680000                      20061101               60.99000168           No MI                     1.00E+17
730000                      20061101               78.06999969           No MI                     1.00E+17
750000                      20061101               75                    No MI                     1.00E+17
648000                      20061101               90                    GE Capital MI             1.00E+17
498000                      20061201               80                    No MI                     1.00E+17
479120                      20061001               80                    No MI                     1.00E+17
800000                      20061101               53.33000183           No MI                     1.00E+17
420000                      20061001               75                    No MI                     1.00E+17
1375000                     20061101               55                    No MI                     1.00E+17
752000                      20061001               79.66000366           No MI                     1.00E+17
1000000                     20061101               62.5                  No MI                     1.00E+17
420000                      20061001               80                    No MI                     1.00E+17
608000                      20061001               80                    No MI                     1.00E+17
460417                      20061101               72                    No MI                     1.00E+17
1030000                     20061101               60.59000015           No MI                     1.00E+17
600000                      20061001               80                    No MI                     1.00E+17
463950                      20061001               74.52999878           No MI                     1.00E+17
540000                      20061101               65.44999695           No MI                     1.00E+17
841100                      20061101               73.13999939           No MI                     1.00E+17
560800                      20061101               80                    No MI                     1.00E+17
753600                      20061001               80                    No MI                     1.00E+17
549000                      20061101               63.47000122           No MI                     1.00E+17
1375000                     20061101               53.91999817           No MI                     1.00E+17
460000                      20061101               77.97000122           No MI                     1.00E+17
576000                      20061001               80                    No MI                     1.00E+17
640000                      20061001               80                    No MI                     1.00E+17
512000                      20061101               78.76999664           No MI                     1.00E+17
612000                      20061101               80                    No MI                     1.00E+17
700000                      20061101               57.61000061           No MI                     1.00E+17
500000                      20061001               80                    No MI                     1.00E+17
1040000                     20061001               80                    No MI                     1.00E+17
599200                      20061001               80                    No MI                     1.00E+17
480000                      20061201               72.73000336           No MI                     1.00E+17
815000                      20061101               63.91999817           No MI                     1.00E+17
487920                      20061101               80                    No MI                     1.00E+17
452000                      20061101               46.36000061           No MI                     1.00E+17
720000                      20061001               80                    No MI                     1.00E+17
1680000                     20061201               80                    No MI                     1.00E+17
975000                      20061001               65                    No MI                     1.00E+17
460000                      20061001               80                    No MI                     1.00E+17
430000                      20061201               46.84000015           No MI                     1.00E+17
528800                      20061001               80                    No MI                     1.00E+17
620000                      20061101               80                    No MI                     1.00E+17
650000                      20061001               67.70999908           No MI                     1.00E+17
457000                      20061001               73.70999908           No MI                     1.00E+17
1240000                     20061101               70.86000061           No MI                     1.00E+17
616000                      20061101               80                    No MI                     1.00E+17
625500                      20061101               74.91000366           No MI                     1.00E+17
562500                      20061101               80                    No MI                     1.00E+17
427000                      20061201               70                    No MI                     1.00E+17
749950                      20061001               75                    No MI                     1.00E+17
1384000                     20061101               80                    No MI                     1.00E+17
484000                      20061101               80                    No MI                     1.00E+17
539600                      20061101               76                    No MI                     1.00E+17
1500000                     20061101               60.43999863           No MI                     1.00E+17
472500                      20061101               75                    No MI                     1.00E+17
749250                      20061001               75                    No MI                     1.00E+17
972000                      20061001               65.90000153           No MI                     1.00E+17
615000                      20061101               75                    No MI                     1.00E+17
600000                      20061101               80                    No MI                     1.00E+17
564800                      20061101               80                    No MI                     1.00E+17
608000                      20061001               80                    No MI                     1.00E+17
550000                      20061001               75.86000061           No MI                     1.00E+17
650000                      20061001               54.16999817           No MI                     1.00E+17
576000                      20061001               80                    No MI                     1.00E+17
923000                      20061101               72.38999939           No MI                     1.00E+17
417200                      20061101               70                    No MI                     1.00E+17
467000                      20061001               68.68000031           No MI                     1.00E+17
503650                      20061101               80                    No MI                     1.00E+17
526050                      20061101               80                    No MI                     1.00E+17
789600                      20061001               80                    No MI                     1.00E+17
650000                      20061001               78.79000092           No MI                     1.00E+17
440000                      20061101               66.16999817           No MI                     1.00E+17
540000                      20061101               80                    No MI                     1.00E+17
600000                      20061101               75                    No MI                     1.00E+17
812000                      20061001               80                    No MI                     1.00E+17
534000                      20061101               76.29000092           No MI                     1.00E+17
620000                      20061201               80                    No MI                     1.00E+17
596000                      20061101               80                    No MI                     1.00E+17
878400                      20061001               80                    No MI                     1.00E+17
639200                      20061201               80                    No MI                     1.00E+17
676800                      20061001               79.98000336           No MI                     1.00E+17
2160000                     20061101               80                    No MI                     1.00E+17
486279                      20061101               80                    No MI                     1.00E+17
870300                      20061201               79.12000275           No MI                     1.00E+17
472500                      20061201               67.5                  No MI                     1.00E+17
825000                      20061101               76.38999939           No MI                     1.00E+17
420000                      20061201               80                    No MI                     1.00E+17
973944                      20061201               80                    No MI                     1.00E+17
749000                      20061201               73.06999969           No MI                     1.00E+17
726700                      20061101               69.20999908           No MI                     1.00E+17
484650                      20061001               34.25                 No MI                     1.00E+17
650000                      20061201               79.16999817           No MI                     1.00E+17
638050                      20061001               80                    No MI                     1.00E+17
512000                      20061101               80                    No MI                     1.00E+17
635950                      20061101               79.98999786           No MI                     1.00E+17
580000                      20061201               80                    No MI                     1.00E+17
553600                      20061201               80                    No MI                     1.00E+17
1040000                     20061101               25.68000031           No MI                     1.00E+17
440000                      20061101               80                    No MI                     1.00E+17
575000                      20061201               79.86000061           No MI                     1.00E+17
600000                      20061001               75                    No MI                     1.00E+17
640376                      20061001               80                    No MI                     1.00E+17
525000                      20061101               72.41000366           No MI                     1.00E+17
599200                      20060801               80                    No MI                     1.00E+17
456000                      20061201               80                    No MI                     1.00E+17
513460                      20061001               80                    No MI                     1.00E+17
1198548                     20061101               74.98000336           No MI                     1.00E+17
540000                      20061201               80                    No MI                     1.00E+17
684000                      20061101               75                    No MI                     1.00E+17
1000000                     20061001               71.43000031           No MI                     1.00E+17
443000                      20061101               73.70999908           No MI                     1.00E+17
800000                      20061001               80                    No MI                     1.00E+17
805000                      20061201               74.19000244           No MI                     1.00E+17
536000                      20061101               80                    No MI                     1.00E+17
469000                      20061001               74.80000305           No MI                     1.00E+17
580000                      20061001               80                    No MI                     1.00E+17
495000                      20060901               71.22000122           No MI                     1.00E+17
540000                      20061001               80                    No MI                     1.00E+17
621000                      20061001               78.70999908           No MI                     1.00E+17
680000                      20061101               80                    No MI                     1.00E+17
988000                      20061001               70.56999969           No MI                     1.00E+17
731250                      20060801               75                    No MI                     1.00E+17
825000                      20060901               75                    No MI                     1.00E+17
419091                      20061101               95                    YES                       1.00E+17
538400                      20061001               80                    No MI                     1.00E+17
463200                      20060801               80                    No MI                     1.00E+17
637500                      20061001               85                    PMI                       1.00E+17
609000                      20061001               44.68000031           No MI                     1.00E+17
489100                      20060901               73                    No MI                     1.00E+17
642900                      20060901               74.98999786           No MI                     1.00E+17
449100                      20061001               90                    United Guaranty           1.00E+17
544000                      20061101               80                    No MI                     1.00E+17
937500                      20061201               75                    No MI                     1.00E+17
514000                      20061101               80                    No MI                     1.00E+17
433100                      20061101               80                    No MI                     1.00E+17
487500                      20061201               75                    No MI                     1.00E+17
1280000                     20061101               80                    No MI                     1.00E+17
528700                      20061101               80                    No MI                     1.00E+17
500000                      20061001               60.97999954           No MI                     1.00E+17
500000                      20061201               78.73999786           No MI                     1.00E+17
495850                      20061101               80                    No MI                     1.00E+17
920000                      20061001               80                    No MI                     1.00E+17
420000                      20061101               68.29000092           No MI                     1.00E+17
460100                      20061201               80                    No MI                     1.00E+17
560000                      20061001               80                    No MI                     1.00E+17
680000                      20061101               80                    No MI                     1.00E+17
1000000                     20061101               71.43000031           No MI                     1.00E+17
556000                      20061201               80                    No MI                     1.00E+17
1000000                     20061101               71.94000244           No MI                     1.00E+17
549000                      20061001               54.36000061           No MI                     1.00E+17
603400                      20061101               70                    No MI                     1.00E+17
543000                      20061201               74.37999725           No MI                     1.00E+17
550000                      20061001               74.52999878           No MI                     1.00E+17
708000                      20060901               80                    No MI                     1.00E+17
528000                      20061101               80                    No MI                     1.00E+17
432000                      20061201               80                    No MI                     1.00E+17
541100                      20061101               80                    No MI                     1.00E+17
1000000                     20061101               77.66999817           No MI                     1.00E+17
420000                      20061101               80                    No MI                     1.00E+17
855676                      20061101               80                    No MI                     1.00E+17
448000                      20061101               80                    No MI                     1.00E+17
920000                      20061101               80                    No MI                     1.00E+17
900000                      20061101               66.66999817           No MI                     1.00E+17
636000                      20061101               77.55999756           No MI                     1.00E+17
872000                      20061101               80                    No MI                     1.00E+17
624000                      20061101               80                    No MI                     1.00E+17
479400                      20061101               72.63999939           No MI                     1.00E+17
540000                      20061101               80                    No MI                     1.00E+17
500000                      20061101               80                    No MI                     1.00E+17
1000000                     20061101               59                    No MI                     1.00E+17
560000                      20061101               73.68000031           No MI                     1.00E+17
440000                      20061101               80                    No MI                     1.00E+17
624000                      20061101               80                    No MI                     1.00E+17
1047500                     20061101               63.47999954           No MI                     1.00E+17
495200                      20061101               80                    No MI                     1.00E+17
453000                      20061101               71.90000153           No MI                     1.00E+17
564000                      20061101               58.75                 No MI                     1.00E+17
830000                      20061101               51.88000107           No MI                     1.00E+17
772500                      20061101               75                    No MI                     1.00E+17
1100000                     20061101               46.31999969           No MI                     1.00E+17
489425                      20061001               80                    No MI                     1.00E+17
500000                      20061101               54.63999939           No MI                     1.00E+17
467000                      20061101               48.65000153           No MI                     1.00E+17
780000                      20061101               65                    No MI                     1.00E+17
880000                      20061101               80                    No MI                     1.00E+17
515727                      20061101               80                    No MI                     1.00E+17
463200                      20061101               80                    No MI                     1.00E+17
480000                      20061101               80                    No MI                     1.00E+17
1000000                     20061101               63.68999863           No MI                     1.00E+17
636000                      20061101               80                    No MI                     1.00E+17
440000                      20061101               78.84999847           No MI                     1.00E+17
432000                      20061101               80                    No MI                     1.00E+17
426400                      20061101               80                    No MI                     1.00E+17
1000000                     20061101               73.15000153           No MI                     1.00E+17
432000                      20061101               80                    No MI                     1.00E+17
922500                      20061101               75                    No MI                     1.00E+17
1346250                     20061101               75                    No MI                     1.00E+17
770000                      20060801               70                    No MI                     1.00E+17
500500                      20061001               70                    No MI                     1.00E+17
580800                      20061201               80                    No MI                     1.00E+17
420000                      20061101               80                    No MI                     1.00E+17
518400                      20061001               80                    No MI                     1.00E+17
505590                      20061001               80                    No MI                     1.00E+17
450000                      20061101               34.61999893           No MI                     1.00E+17
500000                      20061001               80                    No MI                     1.00E+17
600000                      20061201               78.33000183           No MI                     1.00E+17
864720                      20061101               80                    No MI                     1.00E+17
510400                      20061101               80                    No MI                     1.00E+17
515200                      20060901               70                    No MI                     1.00E+17
1820000                     20061101               70                    No MI                     1.00E+17
620000                      20061001               80                    No MI                     1.00E+17
496000                      20061001               80                    No MI                     1.00E+17
592000                      20061101               80                    No MI                     1.00E+17
520000                      20060901               80                    No MI                     1.00E+17
650000                      20061001               79.73000336           No MI                     1.00E+17
1500000                     20061001               50.84999847           No MI                     1.00E+17
829500                      20060801               79.98999786           No MI                     1.00E+17
420000                      20061101               75                    No MI                     1.00E+17
596900                      20061101               80                    No MI                     1.00E+17
620000                      20061001               80                    No MI                     1.00E+17
515000                      20061101               70.55999756           No MI                     1.00E+17
600244                      20061001               80                    No MI                     1.00E+17
480000                      20061101               80                    No MI                     1.00E+17
459079                      20061001               80                    No MI                     1.00E+17
608650                      20061001               80                    No MI                     1.00E+17
476000                      20061101               70                    No MI                     1.00E+17
511850                      20061001               80                    No MI                     1.00E+17
568000                      20061001               80                    No MI                     1.00E+17
500000                      20061101               80                    No MI                     1.00E+17
1119200                     20061101               80                    No MI                     1.00E+17
800000                      20061101               80                    No MI                     1.00E+17
457195                      20061201               90                    United Guaranty           1.00E+17
1000000                     20061101               71.43000031           No MI                     1.00E+17
472000                      20061001               80                    No MI                     1.00E+17
612000                      20061101               80                    No MI                     1.00E+17
1836250                     20061001               65                    No MI                     1.00E+17
1000000                     20061101               71.43000031           No MI                     1.00E+17
428000                      20060901               80                    No MI                     1.00E+17
1425000                     20061101               75                    No MI                     1.00E+17
492000                      20061101               80                    No MI                     1.00E+17
463200                      20060901               80                    No MI                     1.00E+17
449600                      20061101               80                    No MI                     1.00E+17
536000                      20060901               80                    No MI                     1.00E+17
473625                      20061101               75                    No MI                     1.00E+17
506250                      20061001               71.80999756           No MI                     1.00E+17
560000                      20061101               80                    No MI                     1.00E+17
812000                      20061101               80                    No MI                     1.00E+17
747200                      20061101               80                    No MI                     1.00E+17
614700                      20061101               87.80999756           PMI                       1.00E+17
508000                      20061001               80                    No MI                     1.00E+17
424000                      20061001               80                    No MI                     1.00E+17
488000                      20061101               80                    No MI                     1.00E+17
868000                      20061101               70                    No MI                     1.00E+17
537317                      20061001               80                    No MI                     1.00E+17
548800                      20061101               76.22000122           No MI                     1.00E+17
583543                      20061101               80                    No MI                     1.00E+17
444000                      20061101               80                    No MI                     1.00E+17
576000                      20061001               80                    No MI                     1.00E+17
420000                      20061101               65.62999725           No MI                     1.00E+17
556800                      20061001               79.54000092           No MI                     1.00E+17
640000                      20061001               80                    No MI                     1.00E+17
492000                      20061101               80                    No MI                     1.00E+17
602700                      20061001               80                    No MI                     1.00E+17
427500                      20060901               75                    No MI                     1.00E+17
593600                      20061101               80                    No MI                     1.00E+17
816000                      20061001               80                    No MI                     1.00E+17
639200                      20061001               80                    No MI                     1.00E+17
452000                      20061001               80                    No MI                     1.00E+17
1309000                     20061101               70                    No MI                     1.00E+17
618800                      20061101               80                    No MI                     1.00E+17
619600                      20061001               80                    No MI                     1.00E+17
448000                      20061001               80                    No MI                     1.00E+17
492260                      20061001               80                    No MI                     1.00E+17
504000                      20061101               80                    No MI                     1.00E+17
543200                      20061001               80                    No MI                     1.00E+17
799500                      20061101               65                    No MI                     1.00E+17
530000                      20061001               73.09999847           No MI                     1.00E+17
420000                      20061201               79.25                 No MI                     1.00E+17
588000                      20061101               80                    No MI                     1.00E+17
515000                      20061101               79.83999634           No MI                     1.00E+17
517600                      20061101               80                    No MI                     1.00E+17
764000                      20061001               80                    No MI                     1.00E+17
516000                      20061001               80                    No MI                     1.00E+17
630000                      20061201               49.40999985           No MI                     1.00E+17
575400                      20061101               80                    No MI                     1.00E+17
557600                      20061201               80                    No MI                     1.00E+17
650000                      20061101               56.52000046           No MI                     1.00E+17
505000                      20061101               74.05000305           No MI                     1.00E+17
595494                      20061001               80                    No MI                     1.00E+17
560000                      20061201               80                    No MI                     1.00E+17
516000                      20061001               80                    No MI                     1.00E+17
440000                      20061201               76.51999664           No MI                     1.00E+17
650000                      20061101               65.12999725           No MI                     1.00E+17
1040000                     20061001               80                    No MI                     1.00E+17
500000                      20061201               80                    No MI                     1.00E+17
552000                      20061001               80                    No MI                     1.00E+17
850000                      20061101               40.47999954           No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
543750                      20061001               75                    No MI                     1.00E+17
424000                      20061201               80                    No MI                     1.00E+17
444000                      20061001               80                    No MI                     1.00E+17
530000                      20061101               62.34999847           No MI                     1.00E+17
1087500                     20061201               75                    No MI                     1.00E+17
630000                      20061101               75                    No MI                     1.00E+17
1000000                     20061101               64.51999664           No MI                     1.00E+17
430000                      20061101               61.43000031           No MI                     1.00E+17
480000                      20061001               80                    No MI                     1.00E+17
650000                      20061101               68.41999817           No MI                     1.00E+17
674424                      20061001               80                    No MI                     1.00E+17
422010                      20061001               90                    Mortgage Guaranty In      1.00E+17
492000                      20061101               80                    No MI                     1.00E+17
512000                      20061101               80                    No MI                     1.00E+17
576000                      20061001               80                    No MI                     1.00E+17
568000                      20061201               80                    No MI                     1.00E+17
536450                      20061001               89.98999786           Radian Guaranty           1.00E+17
437600                      20061101               80                    No MI                     1.00E+17
588750                      20061101               75                    No MI                     1.00E+17
542000                      20061001               64.22000122           No MI                     1.00E+17
515868                      20061001               80                    No MI                     1.00E+17
668000                      20061201               80                    No MI                     1.00E+17
474250                      20061101               80                    No MI                     1.00E+17
619900                      20061001               76.52999878           No MI                     1.00E+17
626804                      20061101               75                    No MI                     1.00E+17
622000                      20061101               57.70000076           No MI                     1.00E+17
542000                      20061101               80                    No MI                     1.00E+17
628550                      20060801               80                    No MI                     1.00E+17
623043                      20060601               80                    No MI                     1.00E+17
542000                      20060701               63.75999832           No MI                     1.00E+17
520000                      20061101               80                    No MI                     1.00E+17
617262                      20061101               80                    No MI                     1.00E+17
650000                      20061101               72.22000122           No MI                     1.00E+17
1500000                     20061101               69.76999664           No MI                     1.00E+17
1725000                     20061101               75                    No MI                     1.00E+17
421650                      20061101               79.80999756           No MI                     1.00E+17
456000                      20061101               80                    No MI                     1.00E+17
512000                      20061001               80                    No MI                     1.00E+17
511008                      20061101               80                    No MI                     1.00E+17
448000                      20061101               80                    No MI                     1.00E+17
487425                      20061201               75                    No MI                     1.00E+17
602056                      20061101               80                    No MI                     1.00E+17
496000                      20061201               80                    No MI                     1.00E+17
508000                      20061101               80                    No MI                     1.00E+17
1303680                     20061101               80                    No MI                     1.00E+17
1658000                     20061101               67.66999817           No MI                     1.00E+17
825000                      20060801               75                    No MI                     1.00E+17
551000                      20061101               79.86000061           No MI                     1.00E+17
508000                      20061101               80                    No MI                     1.00E+17
910000                      20061101               67.41000366           No MI                     1.00E+17
584900                      20061201               89.98999786           GE Capital MI             1.00E+17
1150000                     20061001               62.66999817           No MI                     1.00E+17
421475                      20061001               80                    No MI                     1.00E+17
598991                      20061001               80                    No MI                     1.00E+17
945000                      20061001               70                    No MI
506400                      20061001               80                    No MI                     1.00E+17
1490300                     20061001               75                    No MI                     1.00E+17
104000                      20060901               80                    No MI                     1.00E+17
71200                       20061001               80                    No MI                     1.00E+17
671900                      20061001               80                    No MI                     1.00E+17
444238                      20061001               80                    GE Capital MI             1.00E+17
500000                      20061001               46.50999832           No MI                     1.00E+17
720000                      20061001               80                    No MI                     1.00E+17
1068750                     20061001               75                    No MI                     1.00E+17
240000                      20060201               80                    No MI                     1.00E+17
113600                      20060201               80                    No MI                     1.00E+17
394400                      20060201               80                    No MI                     1.00E+17
179800                      20060101               67.84999847           No MI                     1.00E+17
293300                      20060201               70                    No MI                     1.00E+17
468000                      20060101               80                    No MI
161600                      20051201               80                    No MI                     1.00E+17
252320                      20060101               80                    No MI

MARGIN       NEXT_RATE_ADJ_DATE1            MAX_RATE      MIN_RATE      PER_RATE_CAP
2.25         20110801                       12.75         0             2
2.25         20090901                       11.25         1.875         2
2.25         20110901                       11.875        1.875         1
2.75         20110801                       13.125        1.875         2
2.75         20110601                       13.375        2.375         2
2.25         20110901                       13            2.375         1
2.25         20130901                       13            1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       13.5          1.875         1
2.875        20130901                       12.125        1.83          2
2.25         20110801                       12.25         2.235         2
2.25         20130801                       11.875        1.83          2
2.25         20110801                       11.875        1.83          2
2.25         20130801                       11.5          2             2
2.25         20130901                       13.5          1.83          2
2.25         20130701                       12.25         1.83          2
2.25         20130901                       12.375        2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       13.25         2             2
2.25         20130801                       11.75         2             2
2.25         20130901                       12.625        2             2
2.25         20130901                       11.875        2             2
2.25         20110901                       12.25         2             2
2.25         20110801                       12.25         2             2
2.25         20130801                       11.375        2             2
2.25         20130801                       11.875        2             2
2.25         20110801                       12.25         2             2
2.25         20130701                       11.625        2             2
2.25         20130601                       11.375        2             2
2.25         20110801                       12.25         2             2
2.25         20130901                       11.625        2.125         2
2.25         20130801                       10.5          2             2
2.25         20130901                       12.5          2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.625        2             2
2.75         20110401                       12            2             2
2.75         20110401                       11.875        2.5           2
2.75         20110501                       11.625        2.5           2
2.75         20110501                       12.125        2.5           2
2.75         20090501                       12.25         2.5           2
2.75         20110501                       12.25         2.5           2
2.75         20110601                       11.875        2.5           2
2.25         20130801                       11.875        2.5           2
2.25         20110801                       11.875        2             2
2.75         20110601                       12            2             2
2.25         20110801                       11.875        2.5           2
2.75         20110301                       11.875        2             2
2.25         20130801                       13            2.5           2
2.25         20130801                       11.75         2             2
2.75         20110201                       12.375        2             2
2.75         20110401                       12.125        2.5           2
2.75         20100701                       11.125        2.5           2
2.75         20100901                       11.75         2.5           2
2.75         20101001                       11.875        2.5           2
2.25         20110801                       11.875        2.5           2
2.75         20101101                       12.125        2             2
2.75         20110101                       11.875        2.5           2
2.75         20090601                       9.25          1.83          2
2.75         20110701                       11.875        2.5           2
2.75         20100301                       10.625        2.5           2
2.75         20100801                       10.25         2.5           2
2.75         20100401                       10.875        2.5           2
2.75         20100501                       10.75         2.5           2
2.75         20080501                       10.625        2.5           2
2.75         20100801                       10.75         2.5           2
2.75         20130801                       11.75         2.5           2
2.25         20130801                       11.5          2.11          2
2.75         20130901                       12.25         2             2
2.25         20131001                       12.25         2.12          2
2.25         20110901                       11.125        2             2
2.25         20130801                       11.375        2             2
2.25         20131001                       11.125        2             2
2.25         20130601                       12.625        1.83          2
2.25         20110901                       11.875        2             2
2.75         20110901                       12.5          2             1
2.25         20110901                       13            2.375         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13.625        1.875         2
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13.125        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110801                       12.875        1.875         2
2.25         20110901                       12.5          1.875         1
2.25         20110801                       12.875        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110901                       12.5          1.875         1
2.25         20110901                       13.625        1.875         1
2.25         20130901                       13.625        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110901                       11.875        1.875         1
2.25         20110901                       12.5          1.875         1
2.25         20110801                       12.75         1.875         1
2.25         20110901                       11.999        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110901                       13.75         1.875         2
2.25         20110901                       13.625        1.875         1
2.25         20110901                       13.625        1.875         1
2.25         20110901                       14            1.875         2
2.25         20111001                       11.5          1.875         1
2.25         20110901                       12.5          1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110601                       13            1.875         1
2.25         20110701                       13.375        1.875         1
2.25         20110901                       12.5          1.875         1
2.25         20110801                       13.5          1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20090801                       13.125        1.875         2
2.25         20110801                       14.625        1.875         2
2.25         20110901                       13.25         1.875         1
2.75         20110901                       12.75         1.875         2
2.75         20110901                       13.875        2.375         2
2.25         20110901                       12.25         2.375         1
2.25         20110901                       13.875        1.875         1
2.25         20110901                       13.75         1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20130901                       13.25         1.875         2
2.25         20110901                       13.25         1.875         1
2.25         20110901                       12            1.875         1
3.75         20110901                       13.375        1.875         1
2.25         20110901                       13.5          3.375         2
2.25         20110901                       12.875        1.875         1
2.25         20110901                       13.375        1.875         2
2.25         20130801                       12.625        1.875         1
2.25         20110901                       13.75         1.875         1
2.25         20110901                       13.875        1.875         1
2.25         20110901                       13.875        1.875         1
2.25         20130801                       12.125        1.875         1
2.25         20110701                       13.875        1.875         1
2.25         20130901                       11.625        1.875         1
2.25         20110901                       13.25         1.875         2
2.25         20110901                       13            1.875         2
2.25         20110901                       12.625        1.875         1
2.25         20110901                       14.5          1.875         2
2.25         20110901                       13.125        1.875         1
3.25         20160401                       12.25         1.875         2
2.25         20160901                       11.375        2.26          2
2.25         20160901                       11.875        2             2
2.875        20160501                       11.875        2             2
2.25         20160701                       11.125        2.135         2
2.25         20160901                       12            2             2
2.25         20160801                       11.875        2             2
2.25         20160701                       11            2             2
2.25         20160801                       11.375        2             2
2.25         20160701                       11.875        2             2
2.25         20160801                       11.5          2             2
2.25         20160701                       11.875        2             2
2.25         20160701                       11.25         2             2
2.25         20160801                       11.5          2             2
2.25         20160701                       11.75         2             2
2.25         20160801                       11.75         2             2
2.25         20160901                       11.625        2             2
2.25         20160701                       12.75         2             2
2.25         20160701                       11.875        2             2
2.25         20160801                       11.75         2             1
2.25         20090801                       12.875        2             2
3            20110901                       13.625        1.875         2
2.25         20110901                       13.625        2.625         2
2.25         20110701                       13.75         1.875         1
2.25         20160801                       14            1.875         1
2.25         20110801                       13.5          1.875         1
2.25         20110701                       12.5          1.875         1
2.25         20110701                       11.75         1.875         1
2.25         20110701                       13.5          1.875         1
2.25         20160801                       13.25         1.875         2
2.25         20160801                       13.25         2             2
2.75         20160601                       11.625        2             2
2.25         20160801                       13            2.5           2
2.25         20160201                       10.5          2             2
2.25         20160601                       14.125        2             2
2.25         20160601                       12.75         2             2
2.25         20160501                       14            2             2
2.25         20160501                       13.375        2             2
2.25         20160701                       12.875        2             2
2.25         20160801                       11.5          2             2
2.25         20160401                       11.625        2             2
2.25         20160701                       13.125        2             2
2.25         20160701                       12.875        2             2
2.25         20160701                       13.125        2             2
2.25         20160801                       11.375        2             2
2.25         20110901                       13.5          2             1
2.25         20110901                       13.75         1.875         2
2.25         20110901                       13.125        1.875         1
2.25         20110701                       12.875        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110901                       13            1.875         1
2.25         20110701                       13.5          1.875         1
2.25         20130701                       13.25         1.875         1
2.25         20110801                       12.75         1.875         1
2.25         20110701                       11.875        1.875         1
2.25         20130701                       11.625        1.875         1
2.25         20160801                       13.75         1.875         1
2.25         20110701                       13.75         1.875         1
2.25         20130601                       11.25         1.875         1
2.25         20130801                       12            1.875         2
2.25         20130901                       12.25         2             2
2.25         20150801                       12.375        2             2
2.25         20150901                       12.25         2             2
2.25         20150801                       11.875        2             2
2.25         20150801                       12.875        2             2
2.25         20150801                       8.875         2             2
2.25         20160801                       11.375        2             2
2.25         20160101                       12.25         2             2
2.25         20160201                       10.875        2             2
2.25         20160301                       12.875        2             2
2.75         20151101                       12.875        2             1
2.25         20160501                       14.25         2.5           2
2.25         20160501                       13.125        2             2
2.25         20160501                       12.25         2             2
2.25         20160901                       11.25         2             2
2.25         20160701                       11.25         2             2
2.25         20110701                       13.75         2             1
2.25         20110701                       11.75         1.875         2
2.25         20110701                       12.125        2             2
2.25         20110901                       11.875        2             2
2.25         20110801                       11.25         2             2
2.25         20130301                       11.75         1.83          2
2.25         20110801                       12.125        2             2
2.25         20110801                       11.875        2             2
2.25         20110901                       13.25         2             1
2.25         20110901                       13.75         1.875         1
2.25         20110801                       12.625        1.875         1
2.25         20110701                       12.75         1.875         1
2.25         20110701                       14            1.875         1
2.25         20130801                       13.25         1.875         1
2.25         20110501                       13.375        1.875         1
2.25         20110601                       12.375        1.875         1
2.25         20130701                       12.5          1.875         1
2.25         20110701                       13.875        1.875         1
2.25         20090801                       14.375        1.875         1
2.25         20110701                       14            1.875         1
2.25         20110701                       14            1.875         1
2.25         20110701                       13.875        1.875         1
2.25         20130501                       14.25         1.875         2
2.25         20130701                       12            1.875         1
2.25         20130701                       12.375        1.875         1
2.25         20110701                       12.5          1.875         1
2.25         20110501                       12.625        1.875         1
2.25         20110501                       12.5          1.875         1
2.25         20110701                       12.75         1.875         1
2.25         20130601                       13.25         1.875         1
2.25         20130701                       12.75         1.875         2
2.25         20130601                       13.25         1.875         2
2.25         20110701                       14            1.875         1
2.25         20110701                       13.75         1.875         1
2.25         20110701                       13.875        1.875         1
2.25         20110801                       14            1.875         1
2.25         20130801                       13.125        1.875         1
2.25         20110701                       11.5          1.875         1
2.25         20110701                       13.875        1.875         1
2.25         20110701                       14            1.875         1
2.25         20130801                       13.375        1.875         1
2.25         20110901                       13.75         1.875         2
2.25         20130901                       12.75         1.25          2
2.25         20110901                       14.625        1.35          2
2.25         20130901                       14.75         1.83          2
2.25         20110901                       13.75         1.83          2
2.25         20130901                       13.5          1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20160901                       13.375        1.35          2
2.25         20130901                       13            1.35          2
2.25         20160901                       12.625        1.83          2
2.25         20160901                       12.625        1.83          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       13            1.83          0
2.25         20130901                       12.75         1.83          2
2.25         20130901                       13.5          1.83          2
2.25         20160901                       12.5          1.83          2
2.25         20130901                       12.25         1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20110901                       12.5          1.48          2
2.25         20160901                       12.75         1.83          2
2.25         20090901                       14.375        1.83          0
2.25         20110901                       13            1.83          2
2.25         20110901                       12.625        1.83          2
2.25         20110901                       13.125        1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20110901                       12.375        1.83          2
2.25         20130901                       14.625        1.83          2
2.25         20130901                       14            1.83          2
2.25         20160901                       13.25         1.83          2
2.25         20160901                       12.875        1.83          2
2.25         20110901                       12.75         1.83          2
2.25         20130901                       12.875        1.83          2
2.25         20110901                       13.375        1.83          2
2.25         20110901                       13            1.83          2
2.25         20130901                       14.5          1.83          2
2.25         20090901                       13            1.83          0
2.25         20130901                       13.375        1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20160901                       12.5          1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20130901                       11.875        1.83          2
2.25         20160901                       13.5          1.83          2
2.25         20110801                       13.25         1.83          1
2.25         20110901                       13            1.875         1
2.25         20160701                       13.5          1.875         1
2.25         20110901                       12.25         1.875         1
2.25         20110801                       13.25         1.875         1
2.25         20110801                       12.875        1.875         1
2.25         20110901                       11.75         1.875         2
2.25         20110901                       12            1.875         2
2.25         20110901                       12.5          1.875         1
2.25         20110901                       11.625        1.875         1
2.25         20110901                       13.25         1.875         2
2.75         20110901                       14.375        1.875         2
2.25         20110901                       12.75         2.375         1
2.25         20110901                       12.125        1.875         1
2.25         20110901                       14.5          1.875         2
2.75         20110901                       14            1.875         2
2.75         20110901                       13.5          2.375         2
2.75         20110901                       12.875        2.375         2
2.25         20110901                       12.5          2.375         1
2.75         20110801                       12.875        1.875         2
2.75         20110901                       13.875        2.375         2
2.25         20110901                       13.125        2.375         2
2.25         20110901                       12.5          1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       11.25         1.875         2
2.25         20110901                       13.125        1.875         1
2.25         20110901                       14.25         1.875         1
2.25         20130901                       13.25         1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.75         1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       12.5          1.875         1
2.25         20110901                       12.625        1.875         1
2.25         20110901                       11.5          1.875         2
2.25         20110901                       13            1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       12.875        1.875         2
2.25         20110901                       11.75         1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20130901                       13.375        1.875         1
2.25         20110901                       11.875        1.875         2
2.25         20090801                       13.75         1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110901                       12.625        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.375        1.875         1
5            20090901                       14.125        1.875         2
2.25         20110901                       12.625        4.625         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       12.25         1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       11.75         1.875         1
2.25         20090901                       13.75         1.875         1
2.25         20090901                       13.75         1.875         1
4.99         20080801                       15.7          1.875         1
2.75         20110801                       12.75         4.615         1
2.25         20110901                       11.5          2.375         1
2.25         20110901                       13.125        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20090801                       12            1.875         1
2.25         20110801                       14.125        1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13            1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20090901                       11            1.875         1
2.25         20130901                       13.5          1.875         1
2.25         20110901                       11            1.875         2.25
2.25         20110901                       13            1.875         1
2.25         20130901                       11.875        1.875         1
2.375        20080901                       13.75         1.875         1
2.25         20110901                       12.875        2             1
2.25         20110701                       14            1.875         1
2.25         20110701                       13.75         1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110901                       11            1.875         1
2.25         20110901                       13.75         1.875         2
2.25         20110901                       13.5          1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20130601                       12.25         1.875         1
2.25         20160901                       13.875        1.875         1
2.25         20110901                       13.125        1.875         1
2.25         20110801                       13.125        1.875         1
2.25         20110901                       12.125        1.875         2.25
2.25         20110801                       13.5          1.875         1
2.25         20110801                       13            1.875         1
2.375        20080901                       13            1.875         1
2.25         20110801                       13.25         2             1
2.25         20090801                       13            1.875         1
2.25         20110801                       13.375        1.875         1
2.25         20110801                       13.625        1.875         1
2.25         20110801                       13.625        1.875         1
2.25         20110801                       13.5          1.875         1
2.25         20110801                       13.5          1.875         1
2.25         20110901                       13.125        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110101                       13            1.875         1
2.375        20081001                       13.875        1.875         1
2.25         20130701                       13.25         2             1
2.25         20090901                       12.25         1.875         1
2.25         20160901                       15.375        1.875         1
2.25         20090901                       13.375        1.875         1
2.25         20110801                       13.625        1.875         1
2.25         20110801                       13.625        1.875         1
2.25         20110801                       13.875        1.875         1
2.25         20110801                       13.125        1.875         1
2.25         20110801                       13.125        1.875         2
2.25         20110801                       14.625        1.875         2
2.25         20110701                       14            1.875         2
2.25         20110901                       12.875        1.875         2
2.25         20110801                       12.75         1.875         1
2.25         20110801                       12.875        1.875         1
2.25         20130901                       12.875        1.875         1
2.25         20110901                       13.125        1.875         1
2.25         20110801                       13.625        1.875         1
2.25         20110801                       12.375        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20130701                       12.125        1.875         2
2.25         20110901                       11.625        1.875         2
2.25         20110801                       13.625        1.875         2
2.25         20110901                       12.625        1.875         1
2.25         20110901                       13.75         1.875         2
2.25         20110901                       13            1.875         1
2.25         20110901                       13.63         1.875         1
2.25         20110801                       13.375        1.875         1
2.25         20110801                       13.375        1.875         1
2.25         20090701                       12.625        1.875         1
2.25         20110801                       13.125        1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20110801                       14.625        1.875         2
2.25         20110801                       12.625        1.875         1
2.25         20070201                       14            1.875         1
2.25         20110901                       13.125        1.875         1
2.25         20110901                       12.999        1.875         1
2.25         20110801                       12.875        1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       13.75         1.875         1
2.25         20110801                       13.375        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110801                       13.125        1.875         1
2.25         20110901                       12.625        1.875         2
2.25         20110801                       13.375        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110801                       13.375        1.875         1
2.25         20110801                       13.375        1.875         1
2.25         20110801                       13.75         1.875         2
2.25         20110801                       13.75         1.875         1
2.25         20110801                       13.625        1.875         1
2.25         20110801                       13.125        1.875         1
2.25         20110701                       13.625        1.875         1
2.25         20110701                       13            1.875         1
2.25         20110601                       12.25         1.875         1
2.25         20130701                       11            1.875         1
2.25         20110801                       11.25         1.875         1
2.25         20110701                       13.625        1.875         1
2.25         20090801                       11            1.875         1
2.25         20130801                       12.125        1.875         1
2.25         20160901                       13.25         1.875         1
2.25         20110701                       13.125        1.875         1
2.25         20110701                       12.25         1.875         1
2.25         20110701                       13.625        1.875         1
2.25         20110701                       13.625        1.875         1
2.25         20110901                       12.625        1.875         1
2.25         20110601                       13.25         1.875         1
2.25         20110701                       12.75         1.875         1
2.25         20130801                       13            1.875         1
2.25         20130801                       13            1.875         1
2.25         20110701                       12.125        1.875         2
2.25         20160901                       11.375        1.875         2
2.25         20160901                       11.5          2             2
2.25         20160901                       11.5          2             2
2.25         20161001                       11.75         2             2
2.25         20160901                       11.125        2             2
2.25         20160901                       11.625        2             2
2.25         20160901                       11.75         2             2
2.25         20160901                       11.5          2             2
2.25         20161001                       11.875        2             2
2.25         20160901                       11.5          2             2
2.25         20161001                       11.375        2             2
2.25         20160701                       11.25         2             2
2.25         20160501                       11.75         2             2
2.25         20160601                       11.875        2             2
2.25         20160501                       11.875        2             2
2.25         20110901                       14.5          2             2
2.25         20161001                       11.875        1.875         2
2.25         20160801                       11.375        2             2
2.25         20160701                       11.625        2             2
2.25         20160901                       10.625        2             2
2.25         20160801                       11.25         2             2
2.25         20160801                       11.5          2             2
2.25         20160901                       12.375        2             2
2.25         20160901                       11.5          2             2
2.25         20160801                       12.875        2             2
2.25         20160801                       12.25         2             2
2.25         20160901                       11.75         2             2
2.25         20160901                       11.75         2             2
2.25         20160801                       11.25         2             2
2.25         20160801                       11.5          2             2
2.25         20160901                       11.5          2             2
2.25         20160901                       11.375        2             2
2.25         20161001                       11.75         2             2
2.25         20160801                       11.875        2             2
2.25         20160901                       11.5          2             2
3.5          20160901                       12.875        2             2
2.25         20161001                       11.75         2.62          2
2.25         20160901                       11.375        2             2
2.25         20160901                       12.75         2             2
2.25         20161001                       11.625        2             2
2.25         20160901                       11.125        2             2
2.25         20160901                       11.75         2             2
2.25         20160901                       11            2             2
2.25         20160901                       11.75         2             2
2.25         20160901                       11            2             2
2.25         20160901                       11.125        2             2
2.25         20161001                       11.625        2             2
2.25         20161001                       11.75         2             2
2.25         20130701                       12.25         2             1
2.25         20110701                       13.5          1.875         1
2.25         20130701                       10.5          1.875         1
2.25         20110701                       13.125        1.875         1
2.25         20130701                       12.875        1.875         1
2.25         20110701                       12.375        1.875         1
2.25         20130801                       12.25         1.875         1
2.25         20160901                       13.625        1.875         1
2.25         20110801                       13.5          1.875         1
2.25         20110701                       12.25         1.875         1
2.25         20130701                       11.625        1.875         1
2.25         20110701                       12.875        1.875         1
2.25         20110701                       12.125        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110701                       13.875        1.875         2
2.25         20130701                       11.625        1.875         1
2.25         20130801                       12.125        1.875         1
2.25         20110701                       12            1.875         1
2.25         20130701                       13.125        1.875         1
2.25         20110701                       13.875        1.875         1
2.25         20110801                       13.75         1.875         1
2.25         20110901                       13.75         1.875         2
2.25         20130701                       11.375        1.875         1
2.25         20110801                       13.5          1.875         1
2.25         20160801                       12.875        1.875         1
2.25         20110801                       13.75         1.875         1
2.25         20130801                       13.875        1.875         1
2.25         20130601                       12.875        1.875         1
2.25         20110601                       11.375        1.875         1
2.25         20130901                       13.5          1.875         1
2.25         20110901                       14            1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.125        1.875         2
2.25         20110901                       13.125        1.875         2
2.25         20110901                       13.125        1.875         2
2.25         20130901                       13.5          1.875         1
2.25         20110901                       12.25         1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13            1.875         1
4.99         20080701                       14.35         1.875         1
2.25         20110901                       13.375        4.615         1
2.25         20090901                       13.625        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.375        1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20090901                       12.5          1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.125        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20090901                       13.125        1.875         1
2.25         20110901                       13.125        1.875         1
2.75         20110801                       13.375        1.875         2
2.75         20110801                       13.25         2.375         2
2.25         20110901                       13.375        2.375         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20090901                       13.125        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13.25         1.875         2
2.25         20110901                       11.75         1.875         2
2.25         20110801                       13.625        1.875         2
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110901                       12.5          1.875         1
2.25         20130901                       13.125        1.875         2
2.25         20110901                       11.375        1.875         2
2.25         20110901                       12.625        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20160901                       12.625        1.875         2
2.25         20110901                       12.25         1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110701                       12.625        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13.125        1.875         1
2.25         20110901                       13.875        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20090801                       12.875        1.83          2
2.25         20090801                       12.875        1.875         2
2.25         20110801                       12.375        1.875         2
2.25         20110901                       12.625        2             2
2.25         20110901                       12.5          2             2
2.25         20090801                       13.25         2             2
2.25         20090801                       13            1.875         2
2.25         20090801                       12.625        1.705         2
2.25         20090801                       13.375        1.875         2
2.25         20110801                       12.75         2             2
2.25         20090801                       13.5          2             2
2.25         20090801                       12.5          1.875         2
2.25         20090801                       12.5          1.875         2
2.25         20110901                       12.5          2             2
2.25         20090801                       13.25         2             2
2.25         20090801                       12.375        1.875         2
2.25         20090801                       13.75         1.875         2
2.25         20110801                       12.375        1.83          2
2.25         20110901                       12.75         2             2
2.25         20110901                       12.625        2             2
2.25         20110801                       12.375        2             2
2.25         20110901                       12.375        2             2
2.25         20090701                       13.875        2             2
2.75         20070601                       13.625        1.875         2
2.25         20110901                       12.375        2.5           2
2.25         20090801                       12.375        2             2
2.25         20110801                       12.375        1.83          2
2.75         20070501                       13.5          1.83          2
2.75         20070601                       13.625        2.5           2
2.75         20070801                       12            2.5           2
2.75         20070701                       12.125        2.5           2
2.25         20090801                       12.875        1.83          2
2.25         20090801                       12.5          1.875         2
2.25         20110701                       12.375        1.875         2
2.25         20110801                       12.5          2             2
2.25         20090801                       12.5          2             2
2.25         20110801                       12.875        1.875         2
2.25         20110801                       12.375        2             2
2.25         20110801                       12.375        2             2
2.25         20110801                       12.375        2             2
2.25         20110801                       12.875        1.83          2
2.25         20110801                       12.375        1.83          2
2.25         20110801                       12.375        2             2
2.25         20110801                       12.5          2             2
2.25         20110801                       12.375        1.875         2
2.25         20110601                       11.5          2             1
2.25         20130801                       11.875        1.875         2
2.25         20130701                       11.875        2             2
2.25         20130501                       12.5          2             2
2.25         20110701                       11.75         2             2
2.25         20130501                       13            2             2
2.25         20130401                       13.25         2             2
2.25         20110101                       12.25         2             1
2.25         20130501                       14.125        1.875         2
2.25         20130701                       12.25         2             2
2.25         20110901                       12.125        2             2
2.25         20130801                       11.875        2             2
2.25         20130701                       13.375        1.83          2
2.25         20130801                       11.75         2             2
2.25         20130701                       12.125        2             2
2.25         20130701                       12            2             2
2.25         20110801                       11.875        2             2
2.25         20110801                       11.875        2             2
2.25         20110701                       11.75         2             2
2.25         20110901                       12.125        2             2
2.25         20130901                       11.875        2             2
2.25         20130801                       12.5          2             2
2.25         20130801                       12.375        2             2
2.25         20110801                       12.125        2             2
2.25         20160701                       11.75         2             2
2.25         20160701                       11.75         2             2
2.25         20130601                       13.75         2             2
2.25         20110801                       12            2             2
2.25         20130901                       11.5          2             2
2.25         20110901                       11.875        2             2
2.25         20110801                       11.75         2             2
2.25         20130901                       10.75         2             2
2.25         20130701                       11.875        2             2
2.25         20130901                       12            2.125         2
2.25         20130701                       11.875        2             2
2.25         20110801                       12.25         2             2
2.25         20110901                       11.75         2             2
2.25         20130301                       12.5          2             2
2.25         20130301                       12            2             2
2.25         20130901                       12.375        1.83          2
2.25         20130801                       11.25         2             2
2.25         20130901                       12            2             2
2.25         20130701                       11.5          2             2
2.25         20110701                       12.25         2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       12.75         2             2
2.25         20130801                       11            2             2
2.25         20130801                       12            2             2
2.25         20110801                       12.25         1.83          2
2.25         20110801                       11.875        2             2
2.25         20110801                       12            2             2
2.25         20130801                       10.625        2             2
2.25         20130901                       12.125        2             2
2.25         20110801                       11.875        2             2
2.25         20130701                       11.75         2             2
2.25         20110901                       12.25         2             2
2.25         20110901                       11.875        2             2
2.25         20110901                       12.5          2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       12.5          2             2
2.25         20110901                       12.25         2             2
2.25         20110901                       12.875        2             2
2.25         20110901                       13            2             2
2.25         20110901                       12.75         2             2
2.25         20110901                       12.875        2             2
2.25         20110801                       12.125        2             2
2.25         20110901                       11.875        2             2
2.25         20110901                       12.125        2             2
2.25         20110901                       11.875        2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       12.125        2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       12.75         2             2
2.25         20110901                       12.625        2             2
2.25         20110901                       12.25         2             2
2.25         20110901                       12.5          2             2
2.25         20110901                       12.625        2             2
2.25         20110901                       12.125        2             2
2.25         20110901                       12.25         2             2
2.25         20110901                       12.25         2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       12.5          2             2
2.25         20110901                       12            2             2
2.25         20110901                       11.75         2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       12.5          2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       12.125        2             2
2.25         20110901                       12            2             2
2.25         20110801                       12.75         2             2
2.25         20110901                       12.625        2             2
2.25         20110901                       12.75         2             2
2.25         20110901                       12            2             2
2.25         20110801                       12.625        2             2
2.25         20110901                       11.375        2             2
2.25         20110801                       11.625        2             2
2.25         20110901                       11.625        2             2
2.25         20110901                       12.875        2             2
2.25         20110801                       11.875        2             2
2.25         20110901                       12.75         2             2
2.25         20110901                       12.375        2             2
2.25         20110801                       12.75         2             2
2.25         20110901                       12.75         2             2
2.25         20110901                       12.75         2             2
2.25         20110901                       13.5          2             2
2.25         20110901                       12.125        2             2
2.25         20110801                       12.5          2             2
2.25         20110801                       12.25         2             2
2.25         20110901                       12            2             2
2.25         20110801                       12            2             2
2.25         20110901                       12.375        2             2
2.25         20110801                       13.125        2             2
2.25         20110701                       12            2             2
2.25         20110801                       11.875        2             2
2.25         20110801                       11.875        2             2
2.25         20130901                       12.125        1.83          2
2.25         20130901                       11.125        2             2
2.25         20110801                       12            1.83          2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.875        2             2
2.25         20131001                       11.375        2             2
2.25         20130901                       11.75         1.35          2
2.25         20130901                       11.375        1.35          2
2.25         20131001                       11.25         2             2
2.25         20130901                       12.5          2             2
2.25         20130801                       11.5          2             2
2.25         20110801                       12            2             2
2.25         20121101                       13.875        2             2
2.25         20130801                       12            2             2
2.25         20130701                       12.25         2             2
2.25         20110901                       12.375        1.875         1
2.25         20110901                       12            1.875         2
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13.125        1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13            1.875         2
2.25         20110901                       12.875        1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110801                       14.125        1.875         2
2.25         20110801                       13.5          1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       12.625        1.875         1
2.25         20110801                       13.875        1.875         2
2.25         20110901                       12.5          1.875         1
2.25         20110901                       13.625        1.875         2
2.25         20110401                       11.875        1.875         1
2.25         20110901                       13.625        1.875         1
2.25         20090901                       11.75         1.875         2
2.25         20110901                       11.875        1.875         2
2.25         20160801                       13.875        1.875         1
2.75         20110801                       14.125        1.875         2
2.25         20110801                       13.875        2.375         2
2.25         20110801                       14.5          1.875         2
2.25         20110801                       13.875        1.875         2
2.25         20110801                       12.875        1.875         2
2.25         20110801                       12.875        1.875         2
2.25         20110701                       15.25         1.875         2
2.25         20110901                       12.375        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20080901                       13.5          1.875         1
2.25         20110801                       13.125        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110901                       13.125        1.875         1
2.375        20080901                       14.125        1.875         1
2.375        20080901                       14.125        2             1
2.375        20080901                       14.125        2             1
2.25         20110901                       12.875        2             1
2.25         20110901                       12.5          1.875         1
2.25         20110901                       11.375        1.875         1
2.25         20110901                       13.375        1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.625        1.875         2
2.25         20110801                       12.625        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110701                       13.5          1.875         2
2.25         20110801                       13.125        1.875         1
2.75         20110801                       14.125        1.875         2
2.25         20110901                       13.5          2.375         1
2.25         20110901                       12.25         1.875         1
2.25         20160801                       12.25         1.875         2
2.25         20110901                       13.5          1.875         1
2.25         20110801                       12.375        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       12.625        1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110901                       12.875        1.875         2
2.25         20110901                       14.5          1.875         2
2.25         20110801                       13.75         1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20160901                       13.75         1.875         1
2.25         20110901                       12            1.875         1
2.25         20110801                       12.75         1.875         2
2.25         20110901                       14.5          1.875         2
2.25         20110801                       13.75         1.875         1
2.25         20110801                       13.75         1.875         1
2.25         20110801                       13.375        1.875         1
2.25         20110801                       13.375        1.875         1
2.25         20110801                       13.75         1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110901                       12.5          1.875         1
2.25         20110901                       12.375        1.875         2
2.25         20130901                       12.375        1.83          2
2.25         20130901                       13.625        1.83          2
2.25         20110901                       14.375        1.83          2
2.25         20110901                       12.625        1.83          2
2.25         20160901                       12.375        1.83          2
2.25         20130901                       12.25         1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20130901                       13.75         1.83          2
2.25         20130901                       12.875        1.35          2
2.25         20130901                       12            1.83          2
2.25         20090901                       12.5          1.83          2
2.25         20160901                       12.875        1.83          2
2.25         20110901                       12.5          1.83          2
2.25         20110901                       12.875        1.83          2
2.25         20160901                       12.5          1.35          2
2.25         20130901                       11.875        1.83          2
2.25         20160901                       13.25         1.35          2
2.25         20110901                       12.875        1.83          2
2.25         20110901                       14.375        1.35          2
2.25         20160901                       13.125        1.83          2
2.25         20110901                       14.375        1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20130901                       13.5          1.83          2
2.25         20130901                       12.25         1.35          2
2.25         20110901                       12.75         1.83          2
2.25         20110901                       12.875        1.83          2
2.25         20110901                       13.75         1.83          2
2.25         20110901                       12.875        1.83          2
2.25         20130901                       13.5          1.83          2
2.25         20130901                       13.25         1.22          2
2.25         20130901                       12.75         1.83          2
2.25         20110901                       13.875        1.83          2
2.25         20110901                       11.625        1.22          2
2.25         20110801                       11.5          1.83          2
2.25         20110901                       12            1.83          2
2.25         20130101                       13            1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20130201                       13            1.83          0
2.25         20160701                       12.875        1.83          2
2.25         20130701                       14            1.83          2
2.25         20090601                       12.5          1.83          2
2.25         20160401                       13.125        1.83          2
2.25         20090901                       11.125        1.83          2
2.25         20130501                       13            1.83          2
2.25         20130501                       12.25         1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20130501                       13            1.83          2
2.25         20130601                       13            1.83          2
2.25         20160901                       13.75         1.35          2
2.25         20130701                       13.5          1.22          2
2.25         20110901                       13            1.22          2
2.25         20110701                       13.625        1.83          2
2.25         20130701                       12.875        1.83          2
2.25         20110701                       13            1.66          2
2.25         20160901                       12.25         1.83          2
2.25         20110701                       13.75         1.83          2
2.25         20110701                       13.125        1.35          2
2.25         20110901                       13.25         1.83          2
2.25         20130701                       12.5          1.22          2
2.25         20090901                       14.5          1.83          0
2.25         20130901                       12.25         1.83          2
2.25         20110701                       12.25         1.83          2
2.25         20160801                       13.75         1.83          2
2.25         20110801                       13            1.35          2
2.25         20130701                       12.5          1.35          2
2.25         20110901                       13.125        1.83          2
2.25         20130801                       13.5          1.83          2
2.25         20110701                       12.125        1.83          2
2.25         20130801                       14.625        1.83          2
2.25         20110901                       12.25         1.83          2
2.25         20090801                       11.875        1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20130701                       12.5          1.83          2
2.25         20130801                       12.625        1.83          2
2.25         20110901                       13.25         1.83          2
2.25         20160801                       13.625        1.35          2
2.25         20130901                       12.5          1.22          2
2.25         20130801                       12.625        1.83          2
2.25         20130801                       12.75         1.83          2
2.25         20110801                       12.625        1.83          2
2.25         20110901                       12.125        1.83          2
2.25         20110801                       12.75         1.83          2
2.25         20130901                       13.875        1.83          2
2.25         20110901                       12.375        1.83          2
2.25         20110801                       12.625        1.83          2
2.25         20130801                       12.75         1.83          2
2.25         20130901                       13.5          1.83          2
2.25         20110801                       12.625        1.83          2
2.25         20110801                       13.125        1.83          2
2.25         20110801                       12.875        1.83          2
2.25         20130901                       15            1.83          2
2.25         20110801                       13.875        1.83          2
2.25         20130901                       13.625        1.35          2
2.25         20110901                       12.75         1.35          2
2.25         20110801                       14.625        1.83          2
2.25         20110901                       14.875        1.83          2
2.25         20110901                       13.25         1.83          2
2.25         20160901                       13.875        1.83          2
2.25         20130901                       13            1.22          2
2.25         20130901                       14.625        1.83          2
2.25         20130801                       13.625        1.83          2
2.25         20110901                       13.375        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20110901                       14.125        1.35          2
2.25         20110901                       12.625        1.35          2
2.25         20110901                       12.125        1.35          2
2.25         20130901                       14.75         1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20130901                       12.875        1.83          2
2.25         20110901                       13            1.83          2
2.25         20110801                       12.375        1.83          2
2.25         20130901                       13.625        1.83          2
2.25         20110901                       12.25         1.83          2
2.25         20130901                       13.125        1.83          2
2.25         20130801                       13            1.83          2
2.25         20160901                       12.375        1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20160901                       12.875        1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20110901                       12.625        1.83          2
2.25         20110901                       14.625        1.83          2
2.25         20130901                       14.5          1.83          2
2.25         20110801                       13.625        1.83          2
2.25         20130901                       13.875        1.83          2
2.25         20130801                       13            1.83          2
2.25         20130901                       14            1.83          2
2.25         20130901                       13.875        1.22          2
2.25         20160901                       12.5          1.83          2
2.25         20110901                       13.25         1.35          2
2.25         20110901                       12.625        1.25          2
2.25         20130901                       13.25         1.83          2
2.25         20110901                       12.625        1.35          2
2.25         20130901                       13            1.83          2
2.25         20130901                       13.625        1.83          2
2.25         20160901                       12.75         1.25          2
2.25         20110901                       12.125        1.83          2
2.25         20110901                       12.125        1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20130901                       11.875        1.83          2
2.25         20110901                       12.75         1.22          2
2.25         20130901                       12.375        1.83          2
2.25         20090901                       13.5          1.83          0
2.25         20130901                       14.5          1.83          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       13            1.35          2
2.25         20130901                       14.5          1.35          2
2.25         20110901                       14.375        1.83          2
2.25         20110901                       12.875        1.83          2
2.25         20160901                       12.5          1.35          2
2.25         20110901                       14.375        1.83          2
2.25         20090901                       13            1.83          0
2.25         20110901                       12.875        1.83          2
2.25         20110901                       12.375        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20130901                       13.125        1.83          2
2.25         20130901                       13.5          1.83          2
2.25         20110901                       12.625        1.23          2
2.25         20110901                       13.75         1.83          2
2.25         20160901                       12.625        1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20130901                       14.5          1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20110901                       13.375        1.83          2
2.25         20110901                       13.625        1.83          2
2.25         20130901                       12            1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       12.75         1.25          2
2.25         20130901                       12.875        1.83          2
2.25         20110901                       12.5          1.35          2
2.25         20110901                       12.625        1.83          2
2.25         20130901                       14            1.83          2
2.25         20160901                       13.375        1.83          2
2.25         20130901                       13.5          1.83          2
2.25         20110901                       12.625        1.35          2
2.25         20130901                       12.25         1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20160901                       12.75         1.35          2
2.25         20130901                       12.125        1.83          2
2.25         20110901                       12.5          1.83          2
2.25         20110901                       12.625        1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20110901                       13.625        1.83          2
2.25         20110901                       12.25         1.83          2
2.25         20110901                       13.875        1.83          2
2.25         20130901                       13            1.83          2
2.25         20090901                       12.5          1.83          2
2.25         20110901                       12.625        1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20130901                       13.375        1.35          2
2.25         20130901                       13.625        1.83          2
2.25         20160901                       12.875        1.32          2
2.25         20130901                       12.625        1.83          2
2.25         20110901                       13.25         1.83          2
2.25         20130901                       12.875        1.83          2
2.25         20110901                       13.5          1.35          2
2.25         20130901                       12.25         1.83          2
2.25         20110901                       12.5          1.83          2
2.25         20110901                       13.375        1.83          2
2.25         20130901                       13.625        1.22          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       13            1.32          2
2.25         20130901                       13.375        1.35          2
2.25         20130901                       12.875        1.83          2
2.25         20110901                       14.5          1.83          2
2.25         20160901                       12.5          1.83          2
2.25         20160901                       12.25         1.83          2
2.25         20110901                       12.375        1.35          2
2.25         20090901                       12.625        1.83          0
2.25         20160901                       13.125        1.83          2
2.25         20130901                       12.625        1.35          2
2.25         20130901                       12.5          1.83          2
2.25         20160901                       12.875        1.83          2
2.25         20160901                       13.125        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20110901                       13.375        1.83          2
2.25         20130901                       13            1.83          2
2.25         20110901                       13.25         1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20110901                       13.875        1.83          2
2.25         20110901                       13.75         1.83          2
2.25         20110901                       12.375        1.83          2
2.25         20110901                       11.875        1.83          2
2.25         20110901                       14.375        1.83          2
2.25         20130901                       13.125        1.83          2
2.25         20130901                       13.25         1.83          2
2.25         20110901                       12.875        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20130901                       13            1.83          2
2.25         20110901                       12.125        1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20130901                       13.125        1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20130901                       13.5          1.48          2
2.25         20130901                       13.5          1.41          2
2.25         20110901                       14.5          1.58          2
2.25         20110901                       12.625        1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20130901                       13            1.83          2
2.25         20110901                       12.625        1.83          2
2.25         20090901                       13.125        1.83          2
2.25         20110901                       14.375        1.83          2
2.25         20160901                       13.375        1.83          2
2.25         20110901                       13.625        1.35          2
2.25         20130901                       12.5          1.35          2
2.25         20130901                       14.375        1.83          2
2.25         20110901                       13.375        1.83          2
2.25         20130901                       13.25         1.22          2
2.25         20090901                       11.875        1.83          2
2.25         20110901                       12.75         1.83          2
2.25         20130901                       13.5          1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20110901                       13.25         1.83          2
2.25         20110901                       13.75         1.25          2
2.25         20130901                       13.125        1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20130901                       14.25         1.83          2
2.25         20110901                       13.125        1.83          2
2.25         20130901                       13            1.83          2
2.25         20110901                       12.25         1.83          2
2.25         20130901                       12.25         1.83          2
2.25         20130901                       13.625        1.83          2
2.25         20160901                       13.25         1.25          2
2.25         20130901                       12.5          1.83          2
2.25         20110901                       14.375        1.83          2
2.25         20110901                       12.25         1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20110901                       13.625        1.35          2
2.25         20090901                       12.75         1.25          2
2.25         20130901                       14.5          1.83          2
2.25         20110901                       12.125        1.83          2
2.25         20130901                       13            1.83          2
2.25         20130901                       13.25         1.83          2
2.25         20110901                       14.125        1.35          2
2.25         20110901                       12.5          1.83          2
2.25         20110901                       12.625        1.83          2
2.25         20110901                       12.25         1.83          2
2.25         20090901                       13            1.83          0
2.25         20130901                       13.25         1.83          2
2.25         20110901                       12.25         1.83          2
2.25         20110901                       12.375        1.83          2
2.25         20130901                       13            1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20130901                       12            1.83          2
2.25         20110901                       12.5          1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20110901                       13.375        1.83          2
2.25         20110901                       13.25         1.35          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       13            1.83          2
2.25         20110901                       12.125        1.35          2
2.25         20110901                       12.75         1.83          2
2.25         20130901                       12.25         1.34          2
2.25         20130901                       12.25         1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20110901                       13.25         1.83          2
2.25         20130901                       13.75         1.35          2
2.25         20130901                       13            1.83          2
2.25         20090901                       14            1.47          0
2.25         20110901                       12.375        1.83          2
2.25         20160901                       12.125        1.83          2
2.25         20130901                       13            1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20160901                       13.25         1.83          2
2.25         20130901                       12.875        1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       13.125        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20110901                       13.75         1.35          2
2.25         20130901                       13.5          1.83          2
2.25         20130901                       13.125        1.23          2
2.25         20110901                       13.125        1.83          2
2.25         20130901                       13.625        1.83          2
2.25         20160901                       12.875        1.83          2
2.25         20160901                       13            1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20090901                       14.25         1.83          0
2.25         20130901                       13.625        1.83          2
2.25         20090901                       13.375        1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20110901                       12.5          1.22          2
2.25         20110901                       13            1.83          2
2.25         20130901                       13.5          1.35          2
2.25         20130901                       12.75         1.83          2
2.25         20130901                       13            1.83          2
2.25         20160901                       13.25         1.83          2
2.25         20130901                       13.125        1.35          2
2.25         20130901                       12.375        1.83          2
2.25         20110901                       13.75         1.83          2
2.25         20110901                       12.125        1.35          2
2.25         20130901                       13            1.83          2
2.25         20160801                       12.375        1.83          2
2.25         20130901                       13.125        1.83          2
2.25         20160901                       12.375        1.35          2
2.25         20130901                       13.875        1.83          2
2.25         20110801                       12.875        1.15          2
2.25         20130901                       13.125        1.83          2
2.25         20110801                       12.375        1.35          2
2.25         20130801                       12.875        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20130801                       13.25         1.83          2
2.25         20110901                       12.625        1.83          2
2.25         20130801                       13.25         1.83          2
2.25         20110901                       12.875        1.83          2
2.25         20130801                       12.75         1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       12.75         1.35          2
2.25         20130801                       12.75         1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20090801                       13.25         1.83          0
2.25         20130901                       13.875        1.83          2
2.25         20130901                       12.875        1.35          2
2.25         20130901                       13            1.83          2
2.25         20110801                       12.75         1.83          2
2.25         20130901                       13            1.83          2
2.25         20130901                       13            1.35          2
2.25         20130801                       13.625        1.83          2
2.25         20090801                       13.875        1.83          0
2.25         20090801                       13.25         1.83          2
2.25         20110901                       12.375        1.83          2
2.25         20130901                       13            1.83          2
2.25         20130801                       13            1.83          2
2.25         20130901                       13.75         1.83          2
2.25         20130901                       12.875        1.83          2
2.25         20110901                       13            1.35          2
2.25         20160901                       13.5          1.35          2
2.25         20130901                       14.75         1.83          2
2.25         20110901                       12.75         1.83          2
2.25         20110801                       13.375        1.83          0
2.25         20110801                       13.625        1.83          2
2.25         20110901                       13            1.83          2
2.25         20160901                       13            1.22          2
2.25         20160801                       12.5          1.35          2
2.25         20110901                       13.5          1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       13.75         1.83          2
2.25         20130901                       13.375        1.22          2
2.25         20160901                       13.25         1.35          2
2.25         20130901                       13.125        1.83          2
2.25         20110901                       12.625        1.83          2
5            20130901                       13.125        1.83          2
2.25         20130901                       12.875        4.58          2
2.25         20130901                       12.875        1.83          2
2.25         20110801                       14.75         1.35          2
2.25         20110901                       13.75         1.83          2
2.25         20110901                       13.375        1.83          2
2.25         20090901                       13.75         1.22          0
2.25         20130901                       12.875        1.83          2
2.25         20130901                       14.875        1.83          2
2.25         20160901                       13.75         1.83          2
2.25         20130801                       12.875        1.35          2
2.25         20110801                       12.5          1.83          2
2.25         20130801                       12.375        1.83          2
2.25         20130901                       13.25         1.83          2
2.25         20130801                       13.25         1.35          2
2.25         20090801                       12.5          1.35          0
2.25         20160801                       13.125        1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20130801                       13.75         1.83          2
2.25         20130901                       13.25         1.83          2
2.25         20130901                       12            1.83          2
2.25         20130901                       13.5          1.83          2
2.25         20130801                       14.375        1.83          2
2.25         20130801                       12.75         1.83          2
2.25         20090901                       13.25         1.83          0
2.25         20110801                       11.875        1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20130801                       13            1.83          2
2.25         20110801                       12.875        1.83          2
2.25         20130901                       13.75         1.83          2
2.25         20130801                       14.875        1.15          2
2.25         20110901                       12.875        1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20130901                       13            1.83          2
2.25         20160901                       14.25         1.83          2
2.25         20130801                       13.5          1.25          2
2.25         20110901                       13.875        1.83          2
2.25         20110901                       12.625        1.35          2
2.25         20130901                       11.875        1.83          2
2.25         20130801                       12.875        1.83          2
2.25         20160801                       13.25         1.83          2
2.25         20130901                       13.875        1.83          2
2.25         20110901                       12.75         1.22          2
2.25         20110901                       13.5          1.83          2
2.25         20130601                       12            1.83          2
2.25         20090701                       13            1.83          2
2.25         20130601                       13.375        1.83          2
2.25         20130501                       13            1.83          2
2.25         20110601                       14.5          1.83          2
2.25         20090901                       13.25         1.83          2
2.25         20130901                       13            1.83          2
2.25         20130601                       13.375        1.83          2
2.25         20130801                       12.75         1.35          2
2.25         20090901                       13            1.83          2
2.25         20130901                       13.125        1.83          2
2.25         20130601                       12.625        1.35          2
2.25         20130601                       12.25         1.83          2
2.25         20110901                       13.75         1.83          2
2.25         20130601                       12.875        1.22          2
2.25         20110701                       13            1.83          2
2.25         20110601                       12.75         1.83          2
2.25         20160601                       13.5          1.83          2
2.25         20130601                       12.75         1.83          2
2.25         20110901                       14.375        1.83          2
2.25         20130701                       12.875        1.83          2
2.25         20130901                       13.875        1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20130901                       14.375        1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20130701                       13.875        1.83          2
2.25         20160701                       13.875        1.83          2
2.25         20130701                       13.5          1.35          2
2.25         20130701                       13.5          1.83          2
2.25         20130701                       12.75         1.83          2
2.25         20130701                       13            1.83          2
2.25         20130801                       13.25         1.83          2
2.25         20110901                       14.5          1.83          2
2.25         20130701                       13.5          1.83          2
2.25         20160701                       12.875        1.83          2
2.25         20160701                       12.625        1.83          2
2.25         20110801                       14            1.83          2
2.25         20110701                       12.875        1.22          2
2.25         20130701                       12.5          1.83          2
2.25         20110701                       13.5          1.83          0
2.25         20130901                       12.75         1.83          2
2.25         20110801                       13.75         1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       13            1.35          2
2.25         20110701                       12.625        1.83          2
2.25         20130701                       13            1.83          2
2.25         20110701                       14            1.83          2
2.25         20130701                       13            1.83          2
2.25         20110701                       12.875        1.83          2
2.25         20110701                       12.5          1.83          2
2.25         20110701                       14.625        1.83          2
2.25         20110701                       13.375        1.83          2
2.25         20110701                       12.875        1.35          2
2.25         20130701                       12.75         1.83          2
2.25         20130801                       13.25         1.83          2
2.25         20110901                       13.875        1.83          2
2.25         20160801                       12.625        1.83          2
2.25         20130901                       13.5          1.83          2
2.25         20110701                       13.25         1.83          2
2.25         20090901                       13            1.83          0
2.25         20110801                       13.5          1.83          2
2.25         20130901                       12.625        1.83          2
2.25         20160801                       12.25         1.83          2
2.25         20110701                       12.375        1.83          2
2.25         20130801                       12.5          1.83          2
2.25         20130801                       14.25         1.83          2
2.25         20090901                       13.5          1.83          2
2.25         20160901                       13.625        1.83          2
2.25         20090901                       12.875        1.83          2
2.25         20110801                       12.375        1.83          2
2.25         20130801                       13            1.83          2
2.25         20130801                       13            1.83          2
2.25         20160701                       13            1.35          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       13.625        1.83          2
2.25         20130901                       13.625        1.22          2
2.25         20110801                       12.5          1.35          2
2.25         20110901                       13.5          1.83          2
2.25         20130801                       12.75         1.35          2
2.25         20130801                       13.5          1.83          2
2.25         20130901                       13.875        1.35          2
2.25         20110701                       12.75         1.35          2
2.25         20130901                       12.75         1.83          2
2.25         20130801                       12.625        1.15          2
2.25         20110801                       12.625        1.83          2
2.25         20130901                       12.125        1.83          2
2.25         20160901                       12.875        1.83          2
2.25         20160901                       13.125        1.83          2
2.25         20130901                       13            1.35          2
2.25         20110901                       13.125        1.35          2
2.25         20130901                       12.25         1.35          2
2.25         20130901                       13            1.83          2
2.25         20130901                       12.125        1.83          2
2.25         20110901                       13.125        1.83          2
2.25         20110901                       13.75         1.83          2
2.25         20110901                       13            1.22          2
2.25         20130901                       12.65         1.83          2
2.25         20130901                       12.75         1.35          2
2.25         20130901                       13.625        1.83          2
2.25         20130901                       13.625        1.83          2
2.25         20110901                       13.25         1.83          2
2.25         20090901                       12.75         1.35          2
2.25         20090901                       14.5          1.83          0
2.25         20160901                       12.75         1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20130901                       14.25         1.83          2
2.25         20110901                       12.75         1.83          2
2.25         20110901                       13.375        1.83          2
2.25         20130901                       13.75         1.22          2
2.25         20130901                       13.5          1.35          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       13.75         1.83          2
2.25         20130901                       13.25         1.83          2
2.25         20130901                       12.875        1.35          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20110901                       13            1.48          2
2.25         20130901                       13            1.35          2
2.25         20110901                       12.375        1.35          2
2.25         20110901                       13.125        1.83          2
2.25         20130901                       13.125        1.83          2
2.25         20160901                       13.5          1.35          2
2.25         20130901                       13.125        1.48          2
2.25         20130901                       12.375        1.83          2
2.25         20110901                       14.75         1.83          2
2.25         20110901                       12.5          1.83          2
2.25         20110901                       13.875        1.83          2
2.25         20110901                       13            1.22          2
2.25         20130901                       13            1.83          2
2.25         20110901                       13.75         1.83          2
2.25         20090901                       14.375        1.83          0
2.25         20110901                       13.75         1.83          2
2.25         20160901                       12.75         1.25          2
2.25         20130901                       13.5          1.83          2
2.25         20160901                       12.875        1.83          2
2.25         20090901                       11.875        1.83          2
2.25         20090901                       11.875        1.83          2
2.25         20160901                       13.625        1.83          2
2.25         20160901                       12.25         1.83          2
2.25         20130901                       12.375        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20130901                       13.25         1.35          2
2.25         20130901                       12.75         1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       12.5          1.35          2
2.25         20110901                       12.75         1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20130901                       13.375        1.35          2
2.25         20130901                       13.25         1.83          2
2.25         20110901                       13.625        1.35          2
2.25         20130901                       13            1.83          2
2.25         20130901                       13            1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20130901                       13.25         1.44          2
2.25         20130901                       12.5          1.83          2
2.25         20130901                       11.875        1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20110901                       13            1.83          2
2.25         20130901                       12.125        1.83          2
2.25         20090901                       13.25         1.83          0
2.25         20110901                       14.125        1.83          2
2.25         20110901                       12.375        1.22          2
2.25         20130901                       12.5          1.83          2
2.25         20130901                       12.125        1.83          2
2.25         20130901                       13.25         1.83          2
2.25         20110901                       13.75         1.35          2
2.25         20110901                       13.75         1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20130901                       13            1.22          2
2.25         20110901                       12.875        1.83          2
2.25         20130901                       14.5          1.35          2
2.25         20110901                       12.375        1.83          2
2.25         20160901                       12.75         1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20110901                       12.625        1.83          2
2.25         20110901                       12.5          1.35          2
2.25         20110901                       13.125        1.83          2
2.25         20110901                       13.75         1.83          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       12.125        1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       13            1.22          2
2.25         20090901                       13            1.83          0
2.25         20130901                       12.25         1.83          2
2.25         20130901                       13            1.83          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20130901                       11.625        1.35          2
2.25         20130901                       12.25         1.83          2
2.25         20110901                       12.25         1.35          2
2.25         20130901                       12.25         1.83          2
2.25         20110901                       12.75         1.83          2
2.25         20130901                       13.25         1.83          2
2.25         20110901                       12.75         1.83          2
2.25         20130901                       12.5          1.83          2
2.25         20090901                       13.25         1.83          0
2.25         20130601                       12.5          1.83          2
2.25         20130601                       13.25         1.83          2
2.25         20130601                       12.375        1.22          2
2.25         20130601                       12.75         1.83          2
2.25         20110901                       13            1.35          2
2.25         20110901                       13            1.83          2
2.25         20110901                       13            1.83          2
2.25         20130901                       13.625        1.83          2
2.25         20130901                       13.375        1.35          2
2.25         20110901                       13.625        1.83          2
2.25         20110701                       13.5          1.35          2
2.25         20110901                       14            1.83          2
2.25         20110901                       12.25         1.22          2
2.25         20110901                       13.25         1.83          2
2.25         20110901                       13.75         1.83          2
2.25         20130901                       12            1.35          2
2.25         20110901                       13.5          1.83          2
2.25         20090101                       13            1.83          2
2.25         20090101                       13            1.83          0
2.25         20130901                       13.75         1.83          2
2.25         20130901                       14.5          1.35          2
2.25         20130901                       13            1.83          2
2.25         20090101                       13            1.83          2
2.25         20110101                       13.25         1.83          2
2.25         20110701                       13.875        1.83          2
2.25         20110901                       13            1.63          2
2.25         20110801                       11.875        1.83          2
2.25         20160401                       12.25         1.83          2
2.25         20110501                       12.625        1.83          2
2.25         20130501                       14.25         1.83          2
2.25         20090401                       13.125        1.83          2
2.25         20090501                       11.75         1.83          2
2.25         20130401                       13.75         1.83          2
2.25         20130601                       12.125        1.83          2
2.25         20130901                       13.75         1.83          2
2.25         20130801                       13            1.83          2
2.25         20130901                       14.5          1.35          2
2.25         20130501                       13.125        1.83          2
2.25         20130901                       13.25         1.35          2
2.25         20130601                       12.5          1.35          2
2.25         20110501                       13.875        1.83          2
2.25         20130901                       12.75         1.83          2
2.25         20130701                       13.375        1.83          2
2.25         20130501                       12.875        1.83          2
2.25         20130601                       12.75         1.83          2
2.25         20110801                       12.375        1.83          2
2.25         20090901                       12.75         2             2
2.25         20130901                       12.875        1.83          2
2.25         20110701                       12.875        1.83          2
2.25         20110901                       13            1.83          2
2.25         20160901                       12.375        1.83          2
2.25         20130601                       14.5          1.83          2
2.25         20130801                       13.5          1.83          2
2.25         20090901                       13.5          1.83          0
2.25         20130901                       13.375        1.83          2
2.25         20130901                       13            1.83          2
2.25         20061101                       13.125        1.83          2
2.25         20110901                       13            1.83          2
2.25         20130901                       13.375        1.83          2
2.25         20110901                       13            1.83          2
2.25         20110901                       13            1.83          2
2.25         20110801                       13            1.83          0
2.25         20130901                       13            1.83          2
2.25         20110901                       13            1.83          2
2.25         20130901                       13.25         1.83          2
2.25         20110901                       14.625        1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       13            1.35          2
2.25         20110901                       13.125        1.83          2
2.25         20130901                       13.75         1.83          2
2.25         20130901                       13.5          1.15          2
2.25         20130901                       13.25         1.35          2
2.25         20130901                       12.5          1.35          2
2.25         20130901                       13.25         1.35          2
2.25         20110901                       13.125        1.35          2
2.25         20110901                       12.5          1.25          2
2.25         20130901                       13.25         1.83          2
2.25         20110801                       12.5          1.83          2
2.25         20090801                       13            1.83          0
2.25         20160901                       14            1.83          2
2.25         20110901                       13.75         1.35          2
2.25         20130901                       13.25         1.25          2
2.25         20110901                       12.5          1.25          2
2.25         20130901                       13.25         1.83          2
2.25         20160901                       12            1.35          2
2.25         20130901                       13.75         1.83          2
2.25         20130901                       13.625        1.83          2
2.25         20130901                       13.875        1.7           2
2.25         20160901                       13.625        1.35          2
2.25         20130901                       13.125        1.83          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       13.25         1.48          2
2.25         20160801                       12.75         1.83          2
2.25         20110901                       14.375        1.35          2
2.25         20130901                       13.5          1.83          2
2.25         20110901                       12.375        1.22          2
2.25         20110901                       13.5          1.83          2
2.25         20130901                       14.625        1.35          2
2.25         20090901                       12.875        1.83          2
2.25         20130901                       13.125        1.83          2
2.25         20130901                       13.625        1.83          2
2.25         20130901                       13.125        1.35          2
2.25         20110901                       14.25         1.35          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       12.5          1.22          2
2.25         20130901                       12.875        1.83          2
2.25         20130901                       13.625        1.22          2
2.25         20090901                       13.5          1.35          2
2.25         20130801                       14.75         1.83          2
2.25         20130901                       13.75         1.83          2
2.25         20130901                       12.75         1.22          2
2.25         20130901                       12.75         1.83          2
2.25         20110901                       13            1.83          2
2.25         20130901                       12.875        1.15          2
2.25         20130901                       14.375        1.83          2
2.25         20110801                       13            1.83          2
2.25         20160901                       12.5          1.83          2
2.25         20110801                       13.75         1.83          2
2.25         20090901                       12            1.83          2
2.25         20110901                       13.5          1.83          2
2.25         20110901                       12.375        1.35          2
2.25         20110901                       13.5          1.83          2
2.25         20110901                       13.125        1.25          2
2.25         20090901                       13.625        1.25          2
2.25         20130901                       13            1.83          2
2.25         20130901                       13            1.35          2
2.25         20160901                       13            1.83          2
2.25         20130901                       13            1.83          2
2.25         20110901                       12.5          1.83          2
2.25         20130801                       13.375        1.83          2
2.25         20130901                       12            1.83          2
2.25         20130901                       13.75         1.83          2
2.25         20090901                       13.875        1.25          0
2.25         20130901                       13            1.83          2
2.25         20130901                       13.875        1.83          2
2.25         20090901                       14            1.83          0
2.25         20130901                       13.375        1.83          2
2.25         20110901                       13            1.35          2
2.25         20130901                       13.75         1.83          2
2.25         20130901                       13            1.22          2
2.25         20110801                       13.875        1.35          2
2.25         20110801                       12.375        2             2
2.25         20110801                       13.125        2             2
2.25         20110801                       12.5          2             2
2.25         20110901                       13.125        2             2
2.25         20110801                       12.875        2             2
2.25         20110901                       12.25         2             2
2.25         20110901                       12.75         2             2
2.25         20110901                       12.625        2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       12.625        2             2
2.25         20110801                       12.75         2             2
2.25         20110901                       12.875        2             2
2.25         20110901                       11.75         2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       12.375        2             2
2.75         20110701                       11.75         2             2
2.75         20110601                       11.875        2.5           2
2.25         20110901                       12.625        2.5           2
2.25         20110801                       12.375        2             2
2.25         20110801                       13            2             2
2.25         20110901                       13            2             2
2.25         20110801                       12.25         2             2
2.25         20110801                       12.875        2             2
2.25         20110801                       12            2             2
2.25         20110801                       12.875        2             2
2.25         20110801                       12.875        2             2
2.25         20110901                       12.75         2             2
2.25         20110801                       12.375        2             2
2.25         20110801                       13.125        2             2
2.25         20110801                       12.25         2             2
2.25         20110801                       12.125        2             2
2.25         20110801                       12.75         2             2
2.25         20110801                       12.25         2             2
2.25         20110801                       13            2             2
2.25         20110801                       13.125        2             2
2.25         20110801                       11.875        2             2
2.25         20110801                       13            2             2
2.25         20110801                       13            2             2
2.25         20110801                       13            2             2
2.25         20110801                       12.25         2             2
2.25         20110901                       12.25         2             2
2.25         20110801                       13.125        2             2
2.25         20110801                       12.375        2             2
2.25         20110901                       12.625        2             2
2.25         20110801                       12.125        2             2
2.25         20110801                       13            2             2
2.25         20110801                       13            2             2
2.25         20110801                       12.625        2             2
2.25         20110801                       13            2             2
2.25         20110801                       13            2             2
2.25         20110901                       12.25         2             2
2.25         20110901                       12.75         2             2
2.25         20110901                       12.625        2             2
2.25         20110801                       12.875        2             2
2.25         20110801                       13            2             2
2.25         20160901                       12.875        2             2
2.25         20130901                       13            1.83          2
2.25         20130901                       13.375        1.35          2
2.25         20160901                       13.375        1.35          2
2.25         20090801                       12.625        1.35          2
2.25         20110901                       13.75         1.83          2
2.25         20130901                       13.25         1.22          2
2.25         20160901                       12.875        1.35          2
2.25         20110901                       11.875        1.83          1
2.25         20110901                       13.75         1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20130901                       12.125        1.875         2
2.25         20130901                       11.375        2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       11.625        2             2
2.25         20110901                       11.875        2             2
2.25         20160901                       12.375        1.875         1
2.25         20090901                       12.25         1.875         1
2.25         20110901                       12.75         1.875         2
2.25         20110901                       13.75         1.875         2
2.25         20110901                       14.375        1.875         2
2.25         20130901                       12            1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110801                       14            1.875         2
2.25         20110901                       12.375        1.875         1
2.25         20130901                       11.875        1.875         2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.5          2             2
2.25         20110801                       12.5          2             1
2.25         20110401                       12.625        1.875         2
2.25         20110901                       13.875        1.875         2
2.25         20110901                       14.375        1.875         2
2.25         20130901                       13.25         1.875         2
2.25         20130801                       11.875        2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       12.75         2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       13.25         2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       12.25         2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       12.75         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.375        2             2
2.25         20130901                       13.25         2             2
2.25         20130901                       12            2             2
2.25         20130901                       12.875        2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.875        2             2
2.25         20130801                       11.875        2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.625        2             2
2.25         20130801                       12.625        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       11.875        2             2
2.25         20130801                       12.125        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       11.875        2             2
2.25         20130801                       12.625        2             2
2.25         20130801                       12.125        2             2
2.25         20130801                       12.375        2             2
2.25         20130801                       11.125        2             2
2.25         20130901                       12.875        2             2
2.25         20130901                       12            2             2
2.25         20130901                       13.25         2             2
2.25         20130901                       11.375        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       12.25         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.25         2             2
2.25         20130801                       12.75         2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       12.25         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.25         2             2
2.25         20130801                       11.875        2             2
2.25         20130901                       11.75         2             2
2.25         20130801                       12            2             2
2.25         20130901                       12            2             2
2.25         20130901                       12.75         2             2
2.25         20130901                       11.375        2             2
2.25         20130801                       11.375        2             2
2.25         20130901                       12.25         2             2
2.25         20130901                       11.875        2             2
2.25         20130801                       13.25         2             2
2.25         20130901                       12.25         2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.5          2             2
2.75         20130901                       12.25         2             2
2.25         20130801                       13.25         2.5           2
2.25         20130801                       11.875        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       12.25         2             2
2.25         20130801                       11.875        2             2
2.25         20130901                       12.125        2             2
2.25         20130801                       12.25         2             2
2.25         20130901                       12.25         2             2
2.25         20110901                       12.25         2             2
2.25         20130901                       12.625        1.875         1
2.25         20090901                       12.125        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20130901                       11.25         1.875         2
2.25         20130901                       11.875        2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       12.375        2             2
2.25         20131001                       10.875        2             2
2.25         20130901                       11.875        2             2
2.25         20131001                       11.625        2             2
2.25         20110901                       12.375        2             1
2.25         20110901                       12.875        1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       11.875        1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110901                       12.5          1.875         1
2.25         20110901                       11.625        1.875         1
2.25         20110901                       13.375        1.875         2
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110901                       13            1.875         1
2.25         20130901                       11.875        1.875         2
2.25         20130801                       11.5          2             2
2.75         20130901                       11.125        2             2
2.25         20130901                       11.625        2.5           2
2.25         20130901                       12.25         2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       10.125        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.5          2             2
2.25         20130801                       12.125        2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       12.875        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12            2             2
2.25         20130901                       12.25         2             2
2.25         20130801                       11.5          2             2
2.25         20130801                       11            2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       12.25         2             2
2.25         20130801                       12.125        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.5          2             2
2.25         20130901                       12.25         2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       11.375        2             2
2.25         20130901                       12.25         2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.75         2             2
2.25         20130901                       12.5          2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       10.75         2             2
2.25         20131001                       11.5          2             2
2.25         20130901                       11.375        2             2
2.25         20131001                       11.625        2             2
2.25         20130901                       12.375        2             2
2.25         20131001                       11.75         2             2
2.25         20130901                       10            2             2
2.25         20131001                       12.125        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.5          2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       12.625        2             2
2.25         20131001                       11.625        2             2
2.25         20130901                       12.625        2             2
2.25         20130901                       12.625        2             2
2.25         20130901                       12.125        2             2
2.25         20130801                       13.25         2             2
2.25         20130901                       11.375        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.25         2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.25         2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       13.25         2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       12            2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       13.25         2             2
2.25         20130901                       11.125        2             2
2.25         20130901                       11.25         2             2
2.25         20130901                       12            2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       13            2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       12.5          2             2
2.25         20130901                       12.875        2             2
2.25         20130901                       12.25         2             2
2.25         20130901                       11.375        2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.375        2             2
2.25         20130901                       12.25         2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       12.625        2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       10.875        2             2
2.25         20130801                       12.5          2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       12            2             2
2.25         20131001                       11.5          2             2
2.25         20130901                       12            2             2
2.25         20130601                       13.25         2             2
2.25         20130601                       13            2             2
2.25         20130601                       12.875        2             2
2.25         20130801                       11.625        2             2
2.25         20130901                       12.5          2             2
2.25         20130901                       12.375        2             2
2.25         20130901                       11            2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       12.25         2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       11.75         2             2
2.25         20130601                       12.75         2             2
2.25         20130701                       12.625        2             2
2.25         20130701                       13.125        2             2
2.25         20130601                       13            2             2
2.25         20130801                       12.875        2             2
2.25         20130801                       13.25         2             2
2.25         20130701                       12.75         2             2
2.25         20130801                       13.125        2             2
2.25         20130701                       12.375        2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       11.875        2             2
2.25         20130601                       13.25         2             2
2.25         20130901                       12.125        2             2
2.25         20130801                       13.25         2             2
2.25         20130801                       11.375        2             2
2.25         20130801                       12.625        2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       11.875        2             2
2.25         20130701                       13.375        2             2
2.25         20130901                       12            2             2
2.25         20130801                       13.25         2             2
2.25         20130701                       13.125        2             2
2.25         20130801                       13.125        2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       13.625        2             2
2.25         20130801                       13.875        2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       12            2             2
2.25         20130701                       13            2             2
2.25         20130901                       12.875        2             2
2.25         20130801                       12.125        2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       11.75         2             2
2.25         20130901                       12.25         2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       11.625        2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.375        2             2
2.25         20130801                       12.25         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.5          2             2
2.25         20130901                       12.5          2             2
2.25         20130901                       12.75         2             2
2.75         20130801                       12.375        2             2
2.25         20130901                       12            2.5           2
2.5          20110701                       11.875        2             2
2.5          20110601                       11.875        2.125         2
2.5          20110601                       11.375        2.125         2
2.5          20110601                       11.75         2.125         2
2.5          20160601                       11.375        2.125         2
2.5          20110601                       11.5          2.125         2
2.5          20110601                       11.375        2.125         2
2.5          20110701                       11.75         2.125         2
2.5          20110601                       10.875        2.125         2
2.5          20160601                       11.625        2.125         2
2.5          20110601                       11.25         2.125         2
2.5          20160601                       12            2.125         2
2.5          20110601                       11.75         2.125         2
2.5          20110601                       11.5          2.125         2
2.5          20110601                       11.875        2.125         2
2.5          20110601                       11.625        2.125         2
2.5          20110601                       12            2.125         2
2.5          20110601                       10.75         2.125         2
2.5          20110601                       11.375        2.125         2
2.5          20110701                       11.875        2.125         2
2.5          20160601                       11.625        2.125         2
2.5          20110601                       12.125        2.125         2
2.5          20110701                       10.25         2.125         2
2.5          20110701                       11.75         2.125         2
2.5          20110701                       11.75         2.125         2
2.5          20110601                       11.75         2.125         2
2.5          20110701                       11.5          2.125         2
2.5          20110701                       11.25         2.125         2
2.5          20160701                       11.75         2.125         2
2.5          20110701                       11.75         2.125         2
2.5          20160701                       11.75         2.125         2
2.5          20110701                       11.375        2.125         2
2.5          20160701                       11.875        2.125         2
3            20070401                       18            2.75          6
2.25         20110701                       12.375        2.625         1
2.25         20110401                       12.375        2.125         1
2.25         20110901                       11.625        1.875         2
2.25         20110901                       12.375        1.875         1
2.25         20110901                       14.5          1.875         2
2.25         20110901                       13.625        1.875         1
2.375        20080901                       13.375        1.875         1
2.25         20110901                       14.125        2             2
2.25         20110901                       12.75         1.875         1
2.25         20110801                       13.75         1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20130901                       13.75         1.875         1
2.25         20130901                       11.999        1.875         1
2.25         20110901                       11.875        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110701                       12.625        1.875         1
2.25         20130801                       13.375        1.875         1
2.25         20110901                       11.75         1.875         2
2.25         20110901                       13.75         1.875         1
2.25         20110901                       13.75         1.875         1
2.25         20110901                       13.75         1.875         1
2.25         20130901                       11.875        1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       13.75         1.875         1
2.25         20110901                       11.25         1.875         2
2.25         20110901                       13.75         1.875         1
2.25         20110901                       13.625        1.875         1
2.25         20130801                       12.875        1.875         2
2.25         20110801                       13            1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110801                       14.125        1.875         2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       12.625        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110701                       12.375        1.875         1
2.25         20110801                       13.25         1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20110101                       13.125        1.875         1
2.25         20130401                       11.75         1.875         2
2.25         20110701                       13.5          1.875         1
2.25         20110701                       13.125        1.875         1
2.25         20110801                       13.75         1.875         1
2.25         20110901                       13.5          1.875         2
2.25         20110901                       13            1.875         1
2.25         20110501                       13.75         1.875         2
2.25         20110801                       13.75         1.875         1
2.25         20110901                       13.625        1.875         1
2.375        20080901                       13            1.875         1
2.25         20110801                       12.63         2             1
2.25         20110801                       13.75         1.875         1
2.25         20110801                       13.25         1.875         1
2.25         20110901                       11.25         1.875         1
2.25         20110801                       13.75         1.875         1
2.25         20110901                       13.75         1.875         1
2.25         20110901                       11.875        1.875         2
2.25         20110901                       13.75         1.875         2
2.25         20110901                       12.875        1.875         1
2.25         20160801                       13.375        1.875         2
2.25         20160801                       13.25         1.875         2
2.25         20110801                       13.625        1.875         1
2.25         20110801                       14.625        1.875         2
2.25         20110901                       12.25         1.875         1
2.25         20110901                       12.125        1.875         1
2.25         20110901                       13.625        1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20090901                       12.625        1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20110901                       13.75         1.875         1
2.25         20110901                       14.25         1.875         1
2.25         20110901                       13.625        1.875         1
2.25         20160901                       11.875        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110901                       13.625        1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20090901                       12.25         1.875         1
2.25         20110801                       11.375        1.875         1
2.25         20110901                       11.625        1.875         1
2.25         20110801                       13.125        1.875         1
2.25         20110801                       12.5          1.875         1
2.25         20110901                       13.375        1.875         1
5.5          20110801                       13.5          1.875         2
2.25         20110801                       13.75         5.125         2
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20130801                       13.5          1.875         1
2.5          20070701                       11.375        1.875         1
2.25         20130901                       12.625        1.83          1
2.25         20130901                       12.375        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110801                       11.875        1.875         1
2.25         20110801                       14.375        1.875         2
2.25         20090901                       14.875        1.875         2
2.25         20110901                       13            1.875         1
2.25         20130601                       13            1.875         2
2.25         20110801                       14.875        1.875         2
2.25         20110901                       13.75         1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       12.25         1.875         1
2.25         20110801                       11.75         1.875         1
2.25         20110801                       13.375        1.875         1
2.25         20110901                       11.375        1.875         2
2.25         20110801                       12.625        1.875         1
2.25         20110901                       13            1.875         1
2.25         20110801                       13.125        1.875         1
2.25         20110801                       12.875        1.875         1
2.25         20110901                       12.625        1.875         1
2.25         20090901                       11            1.875         2
2.25         20130801                       13.375        1.875         2
2.25         20130901                       13.875        1.875         1
2.25         20110801                       13.375        1.875         1
2.25         20110801                       12.875        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20130801                       13.875        1.875         1
2.25         20160401                       12.25         1.83          2
2.25         20110901                       12.875        1.83          1
2.25         20160901                       11.5          1.875         1
2.25         20130701                       12.125        1.875         1
2.25         20110801                       13            1.875         1
2.25         20110801                       13.75         1.875         1
2.25         20110801                       12            1.875         1
2.25         20110801                       12.875        1.875         1
2.25         20110801                       13.25         1.875         1
2.25         20110801                       13.125        1.875         1
2.75         20110701                       12.5          1.875         1
2.25         20130801                       11.875        2.375         1
2.25         20110801                       13.25         1.875         1
2.25         20130801                       13.75         1.875         1
2.25         20130801                       13.75         1.875         1
2.25         20130801                       13.75         1.875         1
2.25         20130801                       13.75         1.875         1
2.25         20130801                       13.75         1.875         1
2.25         20130901                       12.375        1.875         1
2.25         20130901                       13.625        1.875         2
2.25         20110901                       14.5          1.35          2
2.25         20110901                       14            1.83          2
2.25         20110901                       12.625        1.83          2
2.25         20111001                       12.5          1.83          1
2.25         20111001                       14            1.875         1
2.25         20111001                       13            1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20111001                       12.875        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20111001                       12.625        1.875         1
2.25         20111001                       13.625        1.875         1
2.25         20111001                       13.375        1.875         1
2.25         20111001                       11.875        1.875         2
2.25         20111001                       11.75         2             2
2.25         20110901                       11.375        2             2
2.25         20111001                       12.875        2             1
2.25         20110901                       15.25         1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       14.375        1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20111001                       12.375        1.875         1
2.25         20110901                       12.25         1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20111001                       11.875        1.875         1
2.25         20111001                       12.125        1.875         1
2.25         20111001                       12.125        1.875         1
2.25         20110901                       12.25         1.875         1
2.25         20111001                       12.125        1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       15.625        1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20110901                       12.625        1.875         1
2.25         20110901                       13.625        1.875         1
2.25         20110901                       13.5          1.875         1
2.25         20110901                       13.125        1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20111001                       13.75         1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110901                       12.5          1.875         1
2.25         20110901                       13.75         1.875         1
2.25         20110901                       13            1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20111001                       13            1.875         1
2.25         20110901                       12.75         1.875         1
2.25         20110901                       12.875        1.875         1
2.25         20111001                       13.375        1.875         1
2.25         20110901                       14.125        1.875         1
2.25         20110901                       13            1.875         1
2.75         20130801                       11.75         1.875         2
2.25         20130801                       11.875        2.5           2
2.25         20130801                       11.75         2             2
2.25         20130801                       11.75         2             2
2.25         20130901                       12.625        2             2
2.25         20130801                       11.75         2             2
2.25         20130901                       12.875        2             2
2.25         20130901                       13            2             2
2.25         20130801                       11.625        2             2
2.25         20130901                       11.625        2             2
2.25         20130801                       12.125        2             2
2.25         20130901                       11.5          2             2
2.25         20130801                       11.625        2             2
2.25         20130901                       11.625        2             2
2.25         20130801                       11.5          2             2
2.25         20130801                       11.875        2             2
2.25         20130901                       12.125        2             2
2.25         20130901                       12.125        2             2
2.25         20130701                       11.625        2             2
2.25         20130901                       11.5          2             2
2.25         20130901                       12.5          2             2
2.25         20130801                       12.125        2             2
2.25         20130801                       11.5          2             2
2.25         20130801                       12.625        2             2
2.25         20130901                       12.875        2             2
2.25         20130901                       12            2             2
2.25         20130901                       11.875        2             2
2.25         20130801                       12.125        2             2
2.25         20130901                       12.375        2             2
2.25         20130801                       12.75         2             2
2.25         20130801                       12.25         2             2
2.25         20130801                       12.125        2             2
2.25         20130801                       12.875        2             2
2.25         20130801                       12            2             2
2.25         20130801                       11.375        2             2
2.25         20130801                       12.25         2             2
2.25         20130801                       12.625        2             2
2.25         20130801                       11.625        2             2
2.25         20130801                       11.875        2             2
2.25         20130701                       12.25         2             2
2.25         20130801                       11.5          2             2
2.25         20130801                       11.5          2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       11.75         2             2
2.25         20130901                       11.875        2             2
2.25         20130901                       12.25         2             2
2.25         20130801                       13.25         2             2
2.25         20130801                       12.375        2             2
2.25         20130801                       12.375        2             2
2.25         20130801                       13.25         2             2
2.25         20130801                       12            2             2
2.25         20130801                       13.125        2             2
2.25         20130801                       13.25         2             2
2.25         20130801                       11.875        2             2
2.25         20130701                       12            2             2
2.25         20130801                       11.375        2             2
2.25         20130901                       12.375        2             2
2.25         20130801                       11.5          2             2
2.25         20130901                       12.5          2             2
2.25         20130701                       11.875        2             2
2.25         20130701                       11.75         2             2
2.25         20130801                       11.75         2             2
2.25         20130901                       12.625        2             2
2.25         20130801                       12.75         2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       12.25         2             2
2.25         20130801                       13.25         2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       13.25         2             2
2.25         20130801                       12.375        2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       11.75         2             2
2.25         20130601                       13            2             2
2.25         20110801                       12.25         2             2
2.25         20110801                       11.875        2             2
2.25         20130701                       11.625        2             2
2.25         20130801                       12.75         2             2
2.25         20130801                       11.5          2             2
2.25         20110801                       12            1.83          2
2.25         20110901                       11.25         1.83          2
2.25         20130601                       13            2             2
2.25         20130601                       14            2             2
2.25         20130801                       12            2             2
2.25         20130901                       11.875        1.83          2
2.25         20130801                       11.625        2             2
2.25         20130901                       11.375        2             2
2.25         20130801                       11.625        2             2
2.25         20130801                       12.25         2             2
3.375        20130401                       12.875        2             2
2.25         20130801                       11.75         1.985         2
2.25         20130701                       11.625        2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       12.75         2             2
2.25         20130801                       12.5          2             2
2.25         20130801                       12.125        2             2
2.25         20130801                       11.5          2             2
2.25         20130701                       12.75         2             2
2.25         20130701                       11.75         2             2
2.25         20130701                       12.875        2             2
2.25         20130801                       11.75         2             2
2.25         20130701                       11.875        2             2
2.25         20130701                       11.75         2             2
2.25         20130701                       11.625        2             2
2.25         20130801                       12.25         2             2
2.25         20130701                       11.5          2             2
2.25         20130701                       12.25         2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       12.5          2             2
2.25         20130701                       12.125        2             2
2.25         20130701                       11.875        2             2
2.25         20130701                       11.625        2             2
2.25         20130701                       12.875        2             2
2.25         20130701                       12.25         2             2
2.25         20130701                       11.875        2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       12            2             2
2.25         20130801                       11            2             2
2.25         20130801                       11.625        2             2
2.25         20130701                       11.5          2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       11.625        2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       11.625        2             2
2.25         20130801                       12            2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       11.875        2             2
2.25         20130701                       12            2             2
2.25         20130801                       12.25         2             2
2.25         20130801                       12            2             2
2.25         20130801                       11.375        2             2
2.25         20130701                       12.375        2             2
2.25         20130801                       11.5          2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       11.375        2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       11.625        2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       12            2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       11.625        2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       12.375        2             2
2.25         20130701                       11.75         2             2
2.25         20130801                       11.375        2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       12.25         2             2
2.25         20130801                       12.25         2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       12            2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       13.125        2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       12.5          2             2
2.25         20130801                       12.5          2             2
2.25         20130801                       12            2             2
2.25         20130801                       11.5          2             2
2.25         20130801                       13.25         2             2
2.25         20130801                       11.875        2             2
2.25         20130801                       11.125        2             2
2.25         20130801                       12.125        2             2
2.25         20130801                       11.5          2             2
2.25         20130801                       12            2             2
2.25         20130801                       12.25         2             2
2.25         20130801                       12.25         2             2
2.25         20130801                       12            2             2
2.25         20130801                       11.625        2             2
2.25         20130801                       12.375        2             2
2.25         20130801                       12.75         2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       13.25         2             2
2.25         20130801                       11.75         2             2
2.25         20130801                       12            2             2
2.25         20130801                       12.125        2             2
2.25         20130801                       12.25         2             2
2.25         20130801                       11.625        2             2
2.25         20130801                       12.125        2             2
2.75         20111001                       13            2             2
2.25         20110901                       12            2.5           2
4            20111001                       13            2             2
2.25         20110901                       12.875        3.75          2
3.25         20111001                       11.875        2             2
2.25         20110901                       11.875        3             2
2.25         20111001                       13.625        2             1
2.25         20110901                       10.875        2             2
2.25         20111001                       12.5          2             1
2.25         20110901                       11.875        2             2
2.25         20111001                       10.625        2             2
2.25         20110901                       11.375        2             2
2.25         20110901                       11.375        2             2
2.25         20111001                       11.25         2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       12.375        2             2
2.25         20111001                       11.375        2             2
2.25         20110901                       12.875        2             2
2.25         20110901                       11.875        2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       11.625        2             2
2.25         20110901                       13.125        2             2
2.25         20110901                       13            2             2
2.25         20111001                       11.5          2             2
2.25         20111101                       11.25         2             2
2.25         20111001                       11.5          2             2
2.25         20110901                       13            2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       12.25         2             2
2.25         20110401                       13.375        2             2
2.25         20111001                       11.75         2             2
2.25         20110901                       13.25         2             2
2.25         20111001                       12.375        2             2
2.25         20110701                       11.625        2             2
2.25         20111001                       11            2             2
2.25         20111001                       11            2             2
2.25         20110801                       11.25         2             2
2.25         20111101                       11.875        2             2
2.25         20110701                       12            2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       12.25         2             2
2.25         20110901                       11.75         2             2
2.25         20111001                       12.25         2             2
2.25         20110801                       11.375        2             2
2.25         20111001                       13            2             2
2.25         20110801                       12.25         2             2
2.25         20110801                       11.625        2             2
2.25         20110801                       13.25         2             2
2.25         20110801                       11.75         2             2
2.25         20110801                       11.5          2             2
2.25         20110801                       12.375        2             2
2.25         20110801                       13.5          2             2
2.25         20110801                       12.25         2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       11.75         2             2
2.25         20111001                       11.75         2             2
2.25         20111101                       12.25         2             2
2.25         20111101                       11.375        2             2
2.25         20110901                       11.875        2             2
2.25         20111001                       11.875        2             2
2.25         20110801                       11.375        2             2
2.25         20111001                       10.5          2             2
2.25         20111001                       12.375        2             2
2.25         20110701                       11.75         2             2
2.25         20111001                       11.75         2             2
2.25         20111001                       11.75         2             2
2.25         20110801                       12.375        2             2
2.75         20111001                       11.75         2             2
2.25         20111001                       11.625        2.22          2
2.25         20111001                       12            2             2
2.25         20110901                       13.125        2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       11.375        2             2
2.25         20111101                       11.5          2             2
2.25         20111001                       11.375        2             2
2.25         20110901                       12.625        2             2
2.25         20111001                       10.25         2             2
2.25         20111001                       11.375        2             2
2.25         20110901                       13.25         2             2
2.25         20110901                       14            2             2
2.25         20110801                       12.5          2             2
2.25         20111101                       12.875        2             2
2.25         20110801                       11.75         2             2
2.25         20111001                       12            2             2
2.25         20110901                       11.75         2             2
2.25         20111001                       10            2             2
2.25         20111001                       11.875        2             2
2.25         20111101                       11.75         2             2
2.25         20110901                       11.375        2             2
2.25         20111001                       11            2             2
2.25         20110901                       12            2             2
2.25         20111001                       11.75         2             2
2.25         20111101                       12.25         2             2
2.25         20110901                       12.875        2             2
2.25         20111101                       11.875        2             2
2.25         20111001                       11.375        2             2
2.25         20111001                       11.125        2             2
2.25         20111001                       12            2             2
2.25         20111001                       12.375        2             2
2.25         20111101                       11.75         2             2
2.25         20110901                       12.875        2             2
2.25         20111001                       11.5          2             2
2.25         20110901                       12.25         2             2
2.25         20111001                       12.5          2             2
2.25         20110901                       13.5          2             2
2.25         20111001                       11            2             2
2.25         20110901                       12.375        2             2
2.25         20110901                       13.125        2             2
2.25         20111001                       12.25         2             2
2.25         20111001                       11.875        2             2
2.25         20110901                       12.875        2             2
2.25         20110901                       12.875        2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       12            2             2
2.25         20111001                       11.625        2             2
2.25         20110901                       13            2             2
2.25         20111001                       11.375        2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       11.125        2             2
2.25         20110901                       13.25         2             2
2.25         20110901                       13.25         2             2
2.25         20111001                       12.25         2             2
2.25         20111001                       11.375        2             2
2.25         20111001                       11            2             2
2.25         20110901                       13.25         2             2
2.25         20110901                       11.875        2             2
2.25         20110901                       13            2             2
2.25         20111101                       11.875        2             2
2.25         20111001                       11.625        2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       11.25         2             2
1.9          20110901                       12.5          2             2
2.25         20111101                       11.625        1.65          2
2.25         20110901                       11.75         2             2
2.25         20110901                       13.625        2             2
2.25         20111101                       11.5          2             2
2.25         20110901                       11.875        2             2
2.25         20111001                       11.875        2             2
2.25         20110901                       13.125        2             2
2.25         20110901                       13.375        2             2
2.25         20111001                       12.875        2             2
2.25         20111001                       11.625        2             2
2.25         20111001                       11.625        2             2
2.25         20111001                       12            2             2
2.25         20111101                       12.5          2             2
2.25         20110901                       11.5          2             2
2.25         20111001                       13            2             2
2.25         20111001                       10.5          2             2
2.25         20111001                       12.25         2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       13            2             2
2.25         20110901                       13.25         2             2
2.75         20110901                       11.375        2             2
2.25         20111001                       11.875        2.5           2
2.25         20111001                       11.625        2             2
2.25         20111001                       12.625        2             2
2.25         20110901                       12.625        2             2
2.25         20110901                       12.625        2             2
2.75         20110901                       11.75         2             2
2.25         20110901                       12            2.5           2
2.25         20111001                       11.375        2             2
2.25         20111001                       12.75         2             2
2.25         20110901                       11.625        2             2
2.25         20111001                       13.375        2             2
2.25         20111001                       11.875        2             2
2.25         20110901                       12.875        2             2
2.25         20110901                       13            2             2
2.25         20111001                       12            2             2
2.25         20111001                       13            2             2
2.25         20111001                       10.875        2             2
2.25         20110901                       12.625        2             2
2.25         20111001                       11.5          2             2
2.25         20111101                       11.375        2             2
2.25         20111001                       11.875        2             2
2.25         20110901                       13.5          2             2
2.25         20111101                       11.875        2             2
2.25         20110901                       13.125        2             2
2.25         20111001                       12.375        2             2
2.25         20111001                       9.875         2             2
2.25         20111101                       11.625        2             2
2.25         20111101                       12.375        2             2
2.25         20111001                       12.75         2             2
2.25         20111101                       12.875        2             2
2.25         20111101                       11.75         2             2
2.25         20111101                       11.75         2             2
2.25         20111001                       12.125        2             2
2.25         20110901                       12            2             2
2.25         20111101                       12.25         2             2
2.25         20110901                       11.875        2             2
2.25         20111001                       13.125        2             2
2.25         20111001                       11.875        2             2
2.25         20111101                       11.75         2             2
2.25         20111101                       11.875        2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       14            2             2
2.25         20111101                       10.5          2             2
2.25         20110901                       12            2             2
2.25         20110901                       11.875        2             2
2.25         20111001                       11.25         2             2
2.25         20110701                       12            2             2
2.25         20111101                       11.375        2             2
2.25         20110901                       12            2             2
2.25         20111001                       12.125        2             2
2.25         20111101                       12.625        2             2
2.25         20111001                       12.5          2             2
2.25         20110901                       12.625        2             2
2.25         20111001                       10.5          2             2
2.25         20110901                       12.625        2             2
2.25         20111101                       10.875        2             2
2.25         20111001                       11.625        2             2
2.25         20110901                       11.5          2             2
2.25         20110901                       11.875        2             2
2.25         20110801                       12.875        2             2
2.25         20110901                       12.25         2             2
2.25         20110901                       12.75         2             2
2.25         20111001                       11.625        2             2
2.25         20110901                       13.125        2             2
2.25         20110701                       11.875        2             2
2.25         20110801                       13.625        2             2
2.25         20111001                       12.125        2             2
2.25         20110901                       11.125        2             2
2.25         20110701                       12.25         2             2
2.25         20110901                       12.625        2             2
2.25         20110901                       12.375        2             2
2.25         20110801                       12.875        2             2
2.25         20110801                       12.25         2             2
2.25         20110901                       12.875        2             2
2.25         20111001                       11.125        2             2
2.25         20111101                       12.5          2             2
2.25         20111001                       12.625        2             2
2.25         20111001                       11.75         2             2
2.25         20111101                       11.875        2             2
2.25         20111001                       12.875        2             2
2.25         20111001                       12.875        2             2
2.25         20110901                       11.625        2             2
2.25         20111101                       11.875        2             2
2.25         20111001                       12.25         2             2
2.25         20110901                       12.75         2             2
2.25         20111001                       11.75         2             2
2.25         20111101                       12.625        2             2
2.25         20110901                       12.625        2             2
2.25         20111001                       13.5          2             2
2.25         20111001                       12.375        2             2
2.25         20111101                       11.25         2             2
2.25         20111001                       11.875        2             2
2.25         20110901                       11.75         2             2
2.25         20111001                       12.375        2             2
2.25         20111101                       11.625        2             2
2.25         20110901                       11.625        2             2
2.25         20110801                       13.5          2             2
2.25         20111001                       11.625        2             2
2.25         20111101                       12.25         2             2
2.25         20111001                       13.5          2             2
2.25         20111001                       12.125        2             2
2.25         20111001                       11.125        2             2
2.25         20111001                       12.25         2             2
2.25         20111001                       11.75         2             2
2.25         20111001                       12.5          2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       12.25         2             2
2.25         20111001                       13.5          2             2
2.25         20111001                       11.75         2             2
2.25         20111001                       11.25         2             2
2.25         20111001                       11.125        2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       12            2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       11.125        2             2
2.25         20111001                       11.75         2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       11.625        2             2
2.25         20111001                       12.375        2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       11.25         2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       11.875        2             2
2.25         20110901                       10.375        2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       12.125        2             2
2.25         20111001                       12            2             2
2.25         20111001                       12.375        2             2
2.25         20111001                       11.375        2             2
2.25         20111001                       12.25         2             2
2.25         20111001                       13.5          2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       10.875        2             2
2.25         20111001                       11.75         2             2
2.25         20111001                       12.375        2             2
2.25         20111001                       12            2             2
2.25         20111001                       12            2             2
2.25         20111001                       12.25         2             2
2.25         20111001                       11.625        2             2
2.25         20110701                       12.75         2             2
2.25         20110901                       12            2             2
2.25         20111101                       11.75         2             2
2.25         20111001                       11.75         2             2
2.25         20110901                       12            2             2
2.25         20110901                       11.125        2             2
2.25         20111001                       11.75         2             2
2.25         20110901                       11.75         2             2
2.25         20111101                       11.875        2             2
2.25         20111001                       12.125        2             2
2.25         20111001                       11.5          2             2
2.25         20110801                       13            2             2
2.25         20111001                       11.875        2             2
2.25         20110901                       13.5          2             2
2.25         20110901                       13.5          2             2
2.25         20111001                       11.875        2             2
2.25         20110801                       12.875        2             2
2.25         20110901                       12            2             2
2.25         20110901                       12.25         2             2
2.25         20110701                       12.625        2             1
2.25         20111001                       11.875        2             2
2.25         20111001                       12            2             2
2.25         20110901                       11.75         2             2
2.25         20111001                       10.125        2             2
2.25         20110901                       12.375        2             2
2.25         20111001                       12.875        2             2
2.25         20110901                       11.875        2             2
2.25         20110901                       12.875        2             2
2.25         20111001                       11.75         2             2
2.25         20110901                       13.375        2             2
2.25         20110901                       13.375        2             2
2.25         20111001                       10.625        2             2
2.25         20111001                       10.5          2             2
2.25         20111001                       11.375        2             2
2.25         20111101                       11.375        2             2
2.25         20111001                       12.125        2             2
2.25         20110901                       11.75         2             2
2.25         20111001                       13.5          2             2
2.25         20110901                       12.375        2             2
2.25         20111001                       11.75         2             2
2.25         20110801                       13.625        2             2
2.25         20111001                       12.25         2             2
2.25         20111001                       10.875        2             2
2.25         20110801                       13            2             2
2.25         20111001                       12.125        2             2
2.25         20110801                       13.25         2             2
2.25         20111001                       11.625        2             2
2.25         20110901                       13.875        2             1
2.25         20111001                       11.375        2             2
2.25         20111001                       11.25         2             2
2.25         20111001                       11.75         2             2
2.25         20111001                       12.25         2             2
2.25         20110901                       12.75         2             2
2.25         20110901                       12.875        2             2
2.25         20111001                       12            2             2
2.25         20111001                       11.25         2             2
2.25         20110901                       11.75         2             1
2.25         20111001                       11.625        2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       11.5          2             2
2.25         20110901                       12.875        2             2
2.25         20111001                       11.5          2             2
2.25         20110901                       12.875        2             2
2.25         20110901                       12.75         2             2
2.25         20111001                       12.875        2             2
2.25         20110901                       11.625        2             2
2.25         20110801                       13.75         2             1
2.25         20111001                       10.25         2             2
2.25         20110901                       11.375        2             2
2.25         20110901                       11            2             2
2.25         20110901                       12.125        2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       12.25         2             2
2.25         20110901                       11.875        2             2
2.25         20110901                       13.25         2             2
2.25         20110901                       11.5          2             2
2.25         20111001                       11.875        2             2
2.25         20110901                       11.75         2             2
2.25         20111001                       11            2             2
2.25         20110901                       12            2             2
2.25         20111101                       12.375        2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       12.375        2             2
2.25         20110901                       12.75         2             2
2.25         20110901                       11.25         2             2
2.25         20111101                       12.375        2             2
2.25         20111001                       11.125        2             2
2.25         20111101                       12            2             2
2.25         20111001                       11.375        2             2
2.25         20111001                       11.25         2             2
2.25         20110901                       11.5          2             2
2.25         20111101                       10.875        2             2
2.25         20110901                       12.5          2             2
2.25         20111101                       11.125        2             2
2.25         20111001                       12.125        2             2
2.25         20110901                       12.25         2             2
2.25         20111101                       11.625        2             2
2.25         20110901                       12.875        2             2
2.25         20111001                       12.25         2             2
2.25         20110901                       12.625        2             2
2.25         20110901                       11.875        2             2
2.25         20111101                       11.875        2             2
2.25         20110901                       12.75         2             2
2.25         20111001                       11.875        2             2
2.25         20111101                       11.625        2             2
2.25         20111001                       10.875        2             2
2.25         20111001                       11.125        2             2
2.25         20111001                       12            2             2
2.25         20110901                       12.625        2             2
2.25         20111001                       12.375        2             2
2.25         20110901                       12.25         2             1
2.75         20110901                       11.875        2             2
2.25         20111001                       11.75         2.5           2
2.25         20111001                       11.875        2             2
2.25         20110901                       13            2             2
2.25         20111101                       11.375        2             2
2.25         20110901                       11.5          2             2
2.25         20111001                       12.25         2             2
2.25         20111001                       10.875        2             2
2.25         20110901                       11.5          2             2
2.25         20110901                       12.125        2             1
2.25         20111101                       12.375        2             2
2.25         20111001                       12.375        2             2
2.75         20110901                       11.375        2             2
2.25         20111001                       13.5          2.5           2
2.25         20111001                       12.375        2             2
2.25         20111001                       12.625        2             2
2.25         20110701                       11.125        2.25          2
2.75         20110501                       13.875        2             2
2.25         20110601                       11.875        2.5           2
2.25         20111001                       11.25         2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       12.5          2             2
2.25         20111001                       11.5          2             2
2.25         20111001                       13            2             2
2.25         20111001                       10.625        2             2
2.25         20111001                       11.875        2             2
2.25         20110901                       12.25         2             1
2.25         20111001                       11.5          2             2
2.25         20111001                       12.5          2             2
2.25         20111101                       11.75         2             2
2.25         20111001                       11.625        2             2
2.25         20111101                       11            2             2
2.25         20111001                       11.875        2             2
2.25         20111001                       12.5          2             2
2.25         20111001                       11.625        2             2
2.25         20110701                       12            2             2
2.25         20111001                       12.875        2             2
2.25         20111001                       12.25         2             2
2.25         20111001                       11.375        2             2
2.25         20111101                       12            2             2
2.25         20110901                       11.875        2             2
2.25         20110901                       13.375        1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20110901                       11.875        1.875         1
2.25         20110901                       12.125        1.875         1
2.25         20110901                       13.375        1.875         1
2.25         20130801                       13.75         1.875         2
2.25         20130901                       13.5          1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       13.25         1.875         1
2.25         20110901                       12.375        1.875         1
2.25         20110901                       13.125        1.875         1
2.25         20110901                       13.375        1.875         1
3.5          20110101                       13.625        1.875         1
3.25         20080101                       14            3.125         1
3.5          20110101                       13            2.875         1
3.5          20081201                       12.875        3.125         2
4            20070101                       13.25         3.125         2
5.25         20071201                       13.14         3.625         2
5.24         20071101                       12.24         4.875         1
5.25         20071201                       14.35         4.865         2

LIEN             IO_FLAG     IO_PERIOD     PREPAY      HYBRID_PERIOD         AMORT_TERM1         PORTFOLIO
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           36            No_PP       60                    360                 ADN1
First Lien       Y           36            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           36            No_PP       60                    360                 ADN1
First Lien       Y           36            No_PP       36                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           36            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           36            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           36            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           36            No_PP       60                    360                 ADN1
First Lien       Y           36            No_PP       60                    360                 ADN1
First Lien       Y           36            No_PP       60                    360                 ADN1
First Lien       Y           36            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       36                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           36            Prepay      36                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       N           0             Prepay      120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             Prepay      120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       N           0             Prepay      120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 WALN
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           84            Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       N           0             No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       36                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      36                    360                 AFL2
First Lien       Y           120           Prepay      36                    360                 AFL2
First Lien       N           0             No_PP       24                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      36                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       N           0             No_PP       24                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       24                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      36                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       24                    360                 WALN
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 WALN
First Lien       N           0             No_PP       120                   360                 WALN
First Lien       Y           120           Prepay      36                    360                 WALN
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       6                     360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      120                   360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       N           0             Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           Prepay      120                   360                 ADN1
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       N           0             Prepay      120                   360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      120                   360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           84            Prepay      84                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       24                    480                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      36                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      120                   360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       N           0             No_PP       36                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       N           0             No_PP       36                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       36                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       N           0             No_PP       36                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           36            No_PP       36                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ALT1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           84            Prepay      84                    360                 AFL2
First Lien       Y           84            Prepay      84                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           84            Prepay      84                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            Prepay      84                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       24                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       24                    360                 AFL2
First Lien       N           0             No_PP       24                    360                 AFL2
First Lien       N           0             No_PP       24                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       120                   360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       120                   360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           36            No_PP       36                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       N           0             No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       N           0             No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 ADN1
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           36            No_PP       36                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    480                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       36                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       36                    360                 MADN
First Lien       N           0             No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       120                   480                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       120                   480                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       120                   480                 ADN1
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       36                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       36                    360                 ADN1
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       36                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    480                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       36                    360                 ADN1
First Lien       Y           120           No_PP       36                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       36                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           114           No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       120                   480                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       36                    360                 ADN1
First Lien       N           0             No_PP       36                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       36                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       1                     300                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           36            No_PP       60                    360                 MADN
First Lien       Y           36            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       N           0             No_PP       60                    360                 ALT1
First Lien       N           0             No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 MALT
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           60            No_PP       60                    360                 ALT1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           36            No_PP       36                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       N           0             Prepay      36                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       N           0             Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       N           0             Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 AFL2
First Lien       N           0             Prepay      36                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 ADN1
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           No_PP       60                    360                 MADN
First Lien       Y           120           No_PP       120                   360                 MADN
First Lien       Y           120           Prepay      6                     360                 ALCA
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       24                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           84            Prepay      84                    360                 AFL2
First Lien       N           0             No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       24                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      120                   360                 AFL2
First Lien       Y           120           Prepay      120                   360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             Prepay      84                    360                 AFL2
First Lien       Y           120           No_PP       24                    360                 ALT1
First Lien       Y           120           Prepay      84                    360                 WALN
First Lien       Y           120           No_PP       84                    360                 WALN
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      36                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       N           0             No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       36                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       Y           60            Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       120                   360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      84                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 AFL2
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       Y           60            No_PP       60                    360                 MADN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    480                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       Y           120           No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       N           0             Prepay      60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             Prepay      60                    480                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       Y           120           No_PP       60                    360                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       N           0             Prepay      60                    360                 WALN
First Lien       Y           120           No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    480                 WALN
First Lien       N           0             Prepay      60                    360                 WALN
First Lien       N           0             Prepay      60                    360                 WALN
First Lien       Y           120           No_PP       60                    360                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       N           0             Prepay      60                    360                 WALN
First Lien       N           0             No_PP       60                    480                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       Y           120           No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       N           0             No_PP       60                    480                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    480                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       Y           120           No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       N           0             Prepay      60                    360                 WALN
First Lien       Y           120           No_PP       60                    360                 WALN
First Lien       N           0             Prepay      60                    360                 WALN
First Lien       N           0             Prepay      60                    360                 WALN
First Lien       N           0             No_PP       60                    360                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       Y           120           Prepay      60                    360                 WALN
First Lien       N           0             Prepay      60                    360                 WALN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    480                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           60            No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           No_PP       84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           84            No_PP       84                    360                 ADN1
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           84            Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    480                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       N           0             Prepay      84                    360                 MADN
First Lien       Y           84            No_PP       84                    360                 MADN
First Lien       Y           120           No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       N           0             No_PP       84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      84                    360                 MADN
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       N           0             Prepay      60                    480                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    480                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    480                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    480                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    480                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    480                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       N           0             Prepay      60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       N           0             Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    480                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       N           0             Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       N           0             Prepay      60                    480                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       N           0             No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           60            No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           60            Prepay      60                    480                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           Prepay      60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       Y           120           No_PP       60                    360                 ADN1
First Lien       N           0             Prepay      60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       N           0             No_PP       84                    360                 AFL2
First Lien       N           0             No_PP       84                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 AFL2
First Lien       Y           120           No_PP       60                    360                 AFL2
First Lien       Y           120           Prepay      60                    360                 IML7
First Lien       N           0             No_PP       24                    360                 IML7
First Lien       Y           60            Prepay      60                    360                 IML7
First Lien       Y           120           Prepay      36                    360                 IML7
First Lien       Y           60            Prepay      12                    360                 IML7
First Lien       Y           60            Prepay      24                    360                 IML7
First Lien       N           0             No_PP       24                    360                 IML7
First Lien       Y           60            Prepay      24                    360                 IML7

                                                                                                 EXHIBIT C
                                                    [RESERVED]

                                                                                                 EXHIBIT D-1

                                         REQUEST FOR RELEASE OF DOCUMENTS

To:      Treasury Bank, A Division of Countrywide Bank N.A.
         4100 E. Los Angeles Avenue
         Simi Valley, California 93063
         Facsimile:  (805) 577-6069

RE:      Custodial  Agreement,  dated as of October 31, 2006 among Structured  Asset Mortgage  Investments
         II Inc., as depositor,  Wells Fargo Bank, National  Association as master servicer and securities administrator,  Treasury  Bank, A Division of  Countrywide  Bank N.A. as custodian  and Citibank,
         N.A., as trustee, issuing Bear Stearns Alt-A Trust 2006-7, Mortgage Pass-Through  Certificates,
         Series 2006-7

         In  connection  with  the  administration  of the  Mortgage  Loans  held by you  pursuant  to the above-captioned  Custodial  Agreement,  we request the release,  and hereby  acknowledge  receipt,  of the
Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____             1.       Mortgage  Paid in Full and  proceeds  have been  deposited  into the  Custodial
                           Account

_____             2.       Foreclosure

_____             3.       Substitution

_____             4.       Other Liquidation

_____             5.       Nonliquidation                     Reason:

_____             6.       California Mortgage Loan paid in full

                                                              By:_________________________________________
                                                                  (authorized signer)

                                                              Issuer:
                                                              Address:

                                                              Date:

                                                                                               EXHIBIT D-2

                                         REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank, National Association
         1015 10th Avenue
         Minneapolis, Minnesota 55414
         Attention: BSALTA 2006-7
         Telecopier: (612) 667-1068

RE:      Custodial  Agreement,  dated as of October 31, 2006 among Structured  Asset Mortgage  Investments
         II Inc., as depositor,  Wells Fargo Bank, National  Association as master servicer and securities administrator,  Wells Fargo Bank,  National  Association  as custodian  and  Citibank,  N.A.,  as trustee,  issuing Bear Stearns Alt-A Trust 2006-7,  Mortgage Pass-Through  Certificates,  Series
         2006-7

         In  connection  with  the  administration  of the  Mortgage  Loans  held by you  pursuant  to the above-captioned  Custodial  Agreement,  we request the release,  and hereby  acknowledge  receipt,  of the
Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____             1.       Mortgage  Paid in Full and  proceeds  have been  deposited  into the  Custodial
                           Account

_____             2.       Foreclosure

_____             3.       Substitution

_____             4.       Other Liquidation

_____             5.       Nonliquidation                     Reason:

_____             6.       California Mortgage Loan paid in full

                                                              By:_________________________________________
                                                                  (authorized signer)

                                                              Issuer:
                                                              Address:

                                                              Date:

                                                                                                 EXHIBIT E

                                        FORM OF TRANSFER AFFIDAVIT

                                                                  Affidavit     pursuant     to    Section
                                                                  860E(e)(4)   of  the  Internal   Revenue
                                                                  Code  of  1986,  as  amended,   and  for
                                                                  other purposes

STATE OF          )
                           )ss:
COUNTY OF                  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1.       That he is [Title of Officer] of [Name of Investor]  (record or beneficial  owner of the
Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage  Pass-Through  Certificates,   Series  2006-7,  Class  R-__
Certificates)  (the “Class R Certificates”)  (the “Owner”),  a [savings  institution]  [corporation]  duly organized and existing under the laws of [the State of _____] [the United  States],  on behalf of which he makes this affidavit.

         2.       That the Owner  (i) is not and will not be as of  [Closing  Date][date  of  purchase]  a
“disqualified  organization”  within the meaning of Section  860E(e)(5)  of the  Internal  Revenue Code of
1986,  as amended  (the “Code”) or an “electing  large  partnership”  within the meaning of Section 775 of the Code,  (ii) will  endeavor to remain  other than a  disqualified  organization  and an electing  large partnership  for so long as it retains its  ownership in the Class R  Certificates  and (iii) is acquiring the Class R  Certificates  for its own  account  or for the  account  of  another  Owner from which it has received an affidavit and agreement in substantially  the same form as this affidavit and agreement.  (For this purpose, a “disqualified  organization”  means an electing large partnership under Section 775 of the
Code, the United States,  any state or political  subdivision  thereof,  any agency or  instrumentality of any of the  foregoing  (other than an  instrumentality  all of the  activities of which are subject to tax and,  except for the Federal  Home Loan  Mortgage  Corporation,  a majority of whose board of directors is not selected by any such governmental  entity) or any foreign  government,  international  organization or any  agency  or  instrumentality  of such  foreign  government  or  organization,  any rural  electric  or telephone  cooperative,  or any organization (other than certain farmers’  cooperatives) that is generally exempt  from  federal  income tax unless such  organization  is subject to the tax on  unrelated  business taxable income).

         3.       That the Owner is aware (i) of the tax that  would be imposed  on  transfers  of Class R
Certificates to disqualified  organizations  or electing large  partnerships  under the Code, that applies to all  transfers  of Class R  Certificates  after  March  31,  1988;  (ii)  that such tax would be on the transferor (or, with respect to transfers to electing large partnerships,  on each such partnership),  or, if such  transfer  is through  an agent  (which  person  includes a broker,  nominee or  middleman)  for a disqualified  organization,  on the agent;  (iii) that the person (other than with respect to transfers to electing large  partnerships)  otherwise  liable for the tax shall be relieved of liability for the tax if the  transferee  furnishes  to  such  person  an  affidavit  that  the  transferee  is not a  disqualified organization  and, at the time of transfer,  such person does not have actual knowledge that the affidavit is false;  and (iv) that the Class R  Certificates  may be  “noneconomic  residual  interests”  within the meaning  of  Treasury  regulations  promulgated  pursuant  to  the  Code  and  that  the  transferor  of a noneconomic  residual  interest  will remain  liable for any taxes due with  respect to the income on such residual  interest,  unless no  significant  purpose  of the  transfer  was to impede  the  assessment  or collection of tax.

                  4.       That the Owner is aware of the tax imposed on a  “pass-through  entity” holding
Class R Certificates  if either the  pass-through  entity is an electing large  partnership  under Section
775 of the Code or if at any time  during  the  taxable  year of the  pass-through  entity a  disqualified organization  is the record  holder of an interest in such  entity.  (For this  purpose,  a “pass  through entity” includes a regulated  investment  company,  a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5.       That the Owner is aware that the  Securities  Administrator  will not  register the transfer of any Class R Certificates  unless the transferee,  or the transferee’s  agent,  delivers to it an affidavit and agreement,  among other things,  in substantially  the same form as this affidavit and agreement.  The Owner  expressly  agrees  that it will not  consummate  any such  transfer  if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6.       That the  Owner  has  reviewed  the  restrictions  set forth on the face of the
Class R  Certificates  and the  provisions  of Section 5.05 of the Pooling and Servicing  Agreement  under which the Class R Certificates  were issued.  The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7.       That the Owner consents to any additional  restrictions  or  arrangements  that shall be deemed  necessary  upon advice of counsel to constitute a reasonable  arrangement  to ensure that the  Class R  Certificates  will  only  be  owned,  directly  or  indirectly,  by an  Owner  that is not a disqualified organization.

                  8.       The Owner’s Taxpayer Identification Number is # _______________.

                  9.       This affidavit and agreement  relates only to the Class R Certificates  held by the Owner  and not to any  other  holder of the  Class R  Certificates.  The  Owner  understands  that the liabilities described herein relate only to the Class R Certificates.

                  10.      That no purpose of the Owner  relating  to the  transfer  of any of the Class R
Certificates  by the Owner is or will be to impede the  assessment  or  collection  of any tax;  in making this  representation,  the Owner warrants that the Owner is familiar with (i) Treasury  Regulation Section
1.860E-1  (c) and recent  amendments  thereto,  effective  as of August 19,  2002,  and (ii) the  preamble describing the adoption of the amendments to such regulation, which is attached hereto as Exhibit 1.

                  11.      That the Owner has no present  knowledge or expectation  that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain  outstanding.  In this regard,  the Owner hereby  represents to and for the benefit of the person from whom it acquired the Class
R Certificates  that the Owner intends to pay taxes  associated  with holding such Class R Certificates as they  become  due,  fully  understanding  that it may incur tax  liabilities  in excess of any cash  flows generated by the Class R Certificates.

                  12.      That the Owner has no present  knowledge  or  expectation  that it will  become insolvent  or subject to a bankruptcy  proceeding  for so long as any of the Class R  Certificates  remain outstanding.

                  13.      The Owner is a  citizen  or  resident  of the  United  States,  a  corporation, partnership  or other  entity  created or  organized  in, or under the laws of,  the United  States or any political  subdivision  thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal  income tax purposes  regardless of its connection with the conduct of a trade or business within the United States.

                  14.      The  Owner  hereby  agrees  that it will not  cause  income  from  the  Class R
Certificates  to be attributable to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

                  15.      The Purchaser hereby certifies,  represents and warrants to, and covenants with the Company, the Trustee, the Securities Administrator and the Master Servicer that:

                  (a)      The  Certificates  (i) are not being  acquired by, and will not be  transferred to, any  employee  benefit  plan  within the meaning of section  3(3) of the  Employee  Retirement  Income
Security  Act of 1974,  as  amended  (“ERISA”),  or other  retirement  arrangement,  including  individual retirement  accounts  and  annuities,  Keogh  plans and bank  collective  investment  funds and  insurance company general or separate accounts in which such plans,  accounts or arrangements are invested,  that is subject to Section 406 of ERISA or  Section 4975  of the  Internal  Revenue Code of 1986 (the “Code”) (any
of the foregoing,  a “Plan”),  (ii) are not being acquired with “plan assets” of a Plan within the meaning of the  Department of Labor (“DOL”)  regulation,  29 C.F.R.  ?  2510.3-101 or otherwise  under ERISA,  and
(iii)  will not be  transferred  to any  entity  that is deemed to be  investing  plan  assets  within the meaning of the DOL regulation, 29 C.F.R. ? 2510.3-101 or otherwise under ERISA; or

                  (b)      The Owner will provide the Securities  Administrator with an Opinion of Counsel acceptable to and in form and substance  satisfactory to the Securities  Administrator  to the effect that the purchase of  Certificates  is permissible  under  applicable law, will not constitute or result in any non-exempt  prohibited  transaction  under  ERISA or  Section  4975 of the Code and will not  subject  the
Trustee, the Company,  the Securities  Administrator or the Master Servicer to any obligation or liability
(including  obligations  or  liabilities  under  ERISA or Section  4975 of the Code) in  addition to those undertaken in the Pooling and Servicing Agreement.

                  In  addition,  the Owner hereby  certifies,  represents  and warrants to, and  covenants with, the Company, the Trustee,  the Securities  Administrator and the Master Servicer that the Owner will not  transfer  such  Certificates  to any Plan or person  unless  either  such  Plan or  person  meets the requirements set forth in either (a) or (b) above.

                  Capitalized  terms used but not defined  herein shall have the meanings  assigned in the
Pooling and Servicing Agreement.

         IN WITNESS  WHEREOF,  the  Investor  has caused  this  instrument  to be  executed on its behalf, pursuant to authority of its Board of  Directors,  by its [Title of Officer]  this ____ day of  _________,
20__.

                                                     [NAME OF INVESTOR]

                                                     By:_________________________________________
                                                           [Name of Officer]
                                                           [Title of Officer]
                                                           [Address   of    Investor    for   receipt   of
                                                           distributions]

                                                           Address  of   Investor   for   receipt  of  tax
                                                           information:

         Personally  appeared  before me the  above-named  [Name of Officer],  known or proved to me to be the same person who executed the  foregoing  instrument  and to be the [Title of Officer] of the Investor,
and  acknowledged  to me that he  executed  the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

                                                                                               EXHIBIT F-1

                                     FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                          ______________,200___

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Bear Stearns Alt-A Trust 2006-7

                  Re:      Bear Stearns Alt-A Trust 2006-7
                           Mortgage Pass-Through Certificates, Series 2006-7, Class_[____]__

Ladies and Gentlemen:

         ______________  (the  “Purchaser”)   intends  to  purchase  from  ______________  (the  “Seller”)
$_________ initial Certificate  Principal Balance of Mortgage  Pass-Through  Certificates,  Series 2006-7,
Class _____ (the  “Certificates”),  issued  pursuant to the Pooling and Servicing  Agreement (the “Pooling
and Servicing  Agreement”),  dated as of October 1, 2006 among  Structured  Asset Mortgage  Investments II
Inc., as depositor (the “Seller”),  EMC Mortgage Corporation,  Wells Fargo Bank, National Association,  as
master servicer and securities  administrator,  and Citibank, N.A., as trustee (the “Trustee”).  All terms used herein and not  otherwise  defined  shall have the  meanings  set forth in the Pooling and  Servicing
Agreement.  The Purchaser  hereby  certifies,  represents and warrants to, and covenants  with, the Seller and the Trustee that:

                           1.       The Purchaser  understands that (a) the Certificates have not been and will not be registered or qualified  under the  Securities  Act of 1933, as amended (the
                  “Act”) or any state  securities  law,  (b) the Seller is not  required to so register or qualify the  Certificates,  (c) the  Certificates  may be resold only if registered  and qualified  pursuant to the provisions of the Act or any state  securities  law, or if an exemption from such  registration and  qualification  is available,  (d) the Pooling and
                  Servicing  Agreement  contains  restrictions  regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                           2.       The  Purchaser is acquiring the  Certificates  for its own account for investment only and not with a view to or for sale in connection  with any  distribution thereof in any manner that would  violate  the Act or any  applicable  state  securities laws.

                           3.       The  Purchaser  is  (a)  a  substantial,  sophisticated  institutional investor  having such knowledge and experience in financial and business  matters,  and, in particular,  in such matters related to securities similar to the Certificates,  such
                  that  it  is  capable  of  evaluating   the  merits  and  risks  of  investment  in  the
                  Certificates,  (b) able to bear the  economic  risks  of such an  investment  and (c) an
                  “accredited  investor”  within the meaning of Rule 501 (a)  promulgated  pursuant to the
                  Act.

                           4.       The Purchaser has been  furnished  with, and has had an opportunity to review  (a)  a  copy  of  the  Pooling  and  Servicing  Agreement  and  (b)  such  other information  concerning the Certificates,  the Mortgage Loans and the Seller as has been requested  by the  Purchaser  from the  Seller  or the  Seller  and is  relevant  to the
                  Purchaser’s   decision  to  purchase  the  Certificates.   The  Purchaser  has  had  any
                  questions  arising  from  such  review  answered  by the  Seller  or the  Seller  to the satisfaction of the Purchaser.

                           5.       The  Purchaser  has not and will not nor has it  authorized or will it authorize any person to (a) offer,  pledge,  sell,  dispose of or otherwise transfer any
                  Certificate,  any  interest  in any  Certificate  or any other  similar  security to any person in any manner,  (b)  solicit any offer to buy or to accept a pledge,  disposition of other  transfer of any  Certificate,  any  interest in any  Certificate  or any other similar  security  from any person in any manner,  (c)  otherwise  approach or negotiate with respect to any  Certificate,  any interest in any  Certificate or any other similar security with any person in any manner,  (d) make any general  solicitation  by means of general  advertising  or in any other manner or (e) take any other  action,  that (as to any of (a) through (e) above) would  constitute a distribution of any Certificate  under the Act, that would render the  disposition of any  Certificate a violation of Section 5 of  the  Act or any  state  securities  law,  or  that  would  require  registration  or qualification  pursuant thereto.  The Purchaser will not sell or otherwise  transfer any of the  Certificates,  except in  compliance  with the  provisions  of the  Pooling  and
                  Servicing Agreement.

                           6.       The Purchaser (if the  Certificate is not rated at least “BBB-” or its equivalent by Fitch, S&P or Moody’s):

                                    (a)     is not an employee benefit or other plan subject to the
                  prohibited transaction provisions of the Employee Retirement Income Security Act of
                  1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as
                  amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the
                  Department of Labor (“DOL”) regulation at 29 C.F.R. §2510.3-101; or

                                    (b)    is an insurance company, the source of funds to be used by it to purchase the Certificates is an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the
                  purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

         In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee, the Securities Administrator and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.

                                                            Very truly yours,

                                                            [PURCHASER]

                                                            By:_________________________________________

                                                            Name:

                                                            Title:

                                                                                               EXHIBIT F-2

                               FORM OF RULE 144A INVESTMENT REPRESENTATION

                         Description of Rule 144A Securities, including numbers:

                         ________________________________________________________

                         ________________________________________________________

                         ________________________________________________________

                         ________________________________________________________

                  The undersigned  seller,  as registered  holder (the “Seller”),  intends to transfer the
Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A
Securities were issued, the Seller hereby certifies the following facts:  Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A
Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the
1933 Act.

The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master
Servicer (as defined to the Pooling and Servicing Agreement, dated as of October 1, 2006 (the
“Agreement”), among the Company, EMC, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), and Citibank, N.A., as trustee (the “Trustee”)) as follows:

The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Securities Administrator or the Master Servicer.

Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule
144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule
144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or
Annex 2.  The Buyer is aware that the sale to it is being made in reliance on Rule 144A.  The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  3.       The  Buyer (if the Rule 144A  Securities  are not rated at least  “BBB-” or its equivalent by Fitch, S&P or Moody’s):

is not an employee benefit or other plan subject to the prohibited transaction provisions of the
Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal
Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any
Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”)
regulation at 29 C.F.R. § 2510.3-101; or

is an insurance company, the source of funds to be used by it to purchase the Certificates is an
“insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption
(“PTCE”) 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                  4.       This document may be executed in one or more  counterparts and by the different parties hereto on separate counterparts,  each of which, when so executed,  shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

_________________________________________                    _____________________________________________
Print Name of Seller                                         Print Name of Buyer
By:______________________________________                    By:__________________________________________
    Name:                                                        Name:
    Title:                                                       Title:
Taxpayer Identification                                      Taxpayer Identification:
No.______________________________________                    No:__________________________________________
Date:____________________________________                    Date:________________________________________

                                                                                      ANNEX 1 TO EXHIBIT F

                         QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                         [For Buyers Other Than Registered Investment Companies]

                  The  undersigned   hereby  certifies  as  follows  in  connection  with  the  Rule  144A
Investment Representation to which this Certification is attached:

                                            1.       As indicated below, the undersigned is the
                           President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                                            2.       In connection with purchases by the Buyer, the
                           Buyer is a “qualified institutional buyer” as that term is defined in Rule
                           144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis
                           $                                             in securities (except for the
                           excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A)
                           and (ii) the Buyer satisfies the criteria in the category marked below.

         Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any
State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least
$25,000,000 as demonstrated in its latest annual financial statements.

         Broker-Dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities
Exchange Act of 1934.

         Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

         State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the
Employee Retirement Income Security Act of 1974.

         Investment Adviser.   The Buyer is an investment adviser registered under the Investment
Advisers Act of 1940.

         SBIC.  The Buyer is a Small Business Investment Company licensed by the U.S. Small Business
Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         Business Development Company.  The Buyer is a business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940.

         Trust Fund.  The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee
Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

                                            3.       The term “securities” as used herein does not
                           include (i) securities of issuers that are affiliated with the Buyer, (ii)
                           securities that are part of an unsold allotment to or subscription by the
                           Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                            4.       For purposes of determining the aggregate amount of
                           securities owned and/or invested on a discretionary basis by the Buyer, the
                           Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the  Buyer,  but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                                            5.       The Buyer acknowledges that it is familiar with
                           Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                                Will the Buyer be purchasing the Rule 144A
Yes              No             Securities only for the Buyer’s own account?
                                            6.       If the answer to the foregoing question is “no”,
                           the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A.  In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

                                            7.       The Buyer will notify each of the parties to which
                           this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of Rule 144A
                           Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                                     ____________________________________________
                                                     Print Name of Buyer

                                                     By:_________________________________________
                                                            Name:
                                                            Title:

                                                     Date:_______________________________________

                                                                                               EXHIBIT F-3

                                 FORM OF TRANSFEROR REPRESENTATION LETTER

                                                                                                _____, 20__

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2006-7

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Bear Stearns Alt-A Trust 2006-7

                  Re:      Mortgage Pass-Through Certificates, Series 2006-7

Ladies and Gentlemen:

                  In connection with the sale by ______________(the “Seller”) to ____________________ (the
“Purchaser”) of $__________ Initial Certificate Principal Balance of Mortgage  Pass-Through  Certificates,
Series 2006-7 (the “Certificates”)  pursuant to the Pooling and Servicing  Agreement,  dated as of October
1, 2006 (the “Pooling and Servicing  Agreement”),  among  Structured  Asset  Mortgage  Investments II Inc.
(the  “Company”),  EMC Mortgage  Corporation  (“EMC”),  Wells Fargo Bank,  N.A.,  as master  servicer (the
“Master  Servicer”),  and  Citibank,  N.A.,  as trustee  (the  “Trustee”).  The Seller  hereby  certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither  the Seller nor anyone  acting on its  behalf has (a)  offered,  pledged,  sold, disposed of or  otherwise  transferred  any  Certificate,  any  interest in any  Certificate  or any other similar  security to any person in any manner,  (b) has  solicited any offer to buy or to accept a pledge, disposition or other  transfer of any  Certificate,  any interest in any  Certificate or any other similar security  from any person in any manner,  (c) has otherwise  approached or negotiated  with respect to any
Certificate,  any  interest  in any  Certificate  or any other  similar  security  with any  person in any manner, (d) has made any general  solicitation by means of general  advertising or in any other manner, or
(e)  has  taken  any  other  action,  that  (as to any  of (a)  through  (e)  above)  would  constitute  a distribution  of the  Certificates  under the  Securities  Act of 1933 (the “Act”),  that would render the disposition of any  Certificate a violation of Section 5 of the Act or any state  securities  law, or that would require  registration  or  qualification  pursuant  thereto.  The Seller will not act, in any manner set forth in the  foregoing  sentence  with  respect to any  Certificate.  The Seller has not and will not sell or otherwise  transfer any of the  Certificates,  except in  compliance  with the  provisions  of the
Pooling and Servicing Agreement.

                                                     Very truly yours,

                                                     _____________________________________________
                                                     (Seller)

                                                     By:___________________________________________
                                                     Name:_________________________________________
                                                     Title:________________________________________

                                                                                               EXHIBIT G-1

                                FORM OF TREASURY BANK CUSTODIAL AGREEMENT

                  THIS  CUSTODIAL   AGREEMENT  (AS  AMENDED  AND  SUPPLEMENTED  FROM  TIME  TO  TIME,  THE
“AGREEMENT”),  DATED AS OF OCTOBER 31,  2006,  BY AND AMONG  CITIBANK,  N.A.,  AS TRUSTEE  (INCLUDING  ITS
SUCCESSORS  UNDER THE POOLING AND SERVICING  AGREEMENT  DEFINED BELOW,  THE “TRUSTEE”),  STRUCTURED  ASSET
MORTGAGE  INVESTMENTS II INC., AS DEPOSITOR  (TOGETHER WITH ANY SUCCESSOR IN INTEREST,  THE  “DEPOSITOR”),
WELLS FARGO BANK, NATIONAL  ASSOCIATION,  AS MASTER SERVICER AND SECURITIES  ADMINISTRATOR  (TOGETHER WITH
ANY SUCCESSOR IN INTEREST OR SUCCESSOR UNDER THE POOLING AND SERVICING  AGREEMENT  REFERRED TO BELOW,  THE
“MASTER  SERVICER” OR THE  “SECURITIES  ADMINISTRATOR,”  AS  APPLICABLE)  AND TREASURY BANK, A DIVISION OF
COUNTRYWIDE  BANK N.A., AS CUSTODIAN  (TOGETHER WITH ANY SUCCESSOR IN INTEREST OR ANY SUCCESSOR  APPOINTED
HEREUNDER, THE “CUSTODIAN”).

                                             WITNESSETH THAT:

                  WHEREAS, the Depositor, the Master Servicer, the Securities  Administrator,  the Trustee
and EMC Mortgage  Corporation  (the “Seller”) have entered into a Pooling and Servicing  Agreement,  dated as of October 1, 2006,  relating to the  issuance  of Bear  Stearns  ALT-A  Trust,  Mortgage  Pass-Through
Certificates,  Series  2006-7  (as in effect on the date of this  agreement,  the  “Original  Pooling  and
Servicing  Agreement,”  and as amended and  supplemented  from time to time,  the “Pooling  and  Servicing
Agreement”); and

                  WHEREAS,  the  Custodian  has agreed to act as agent for the Trustee for the purposes of receiving and holding  certain  documents  and other  instruments  relating to the mortgage  loans (herein referred  to as the  “Mortgage  Loans”)  listed  on  Schedule  I hereto  (the  “Mortgage  Loan  Schedule”)
delivered by (i) the Depositor or the Master  Servicer under the Pooling and Servicing  Agreement and (ii)
the Servicers under their respective Servicing  Agreements,  all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW,  THEREFORE,  in  consideration  of  the  premises  and  the  mutual  covenants  and agreements  hereinafter  set forth,  the Trustee,  the  Depositor,  the Master  Servicer,  the  Securities
Administrator and the Custodian hereby agree as follows:

                                                ARTICLE I.
                                               DEFINITIONS

                  Capitalized  terms  used in this  Agreement  and  not  defined  herein  shall  have  the meanings  assigned in the Original  Pooling and  Servicing  Agreement,  unless  otherwise  required by the context herein.

                                               ARTICLE II.
                                      CUSTODY OF MORTGAGE DOCUMENTS

                  Section 2.1.      Custodian  to  Act  as  Agent:   Acceptance  of  Mortgage  Files.  The
Custodian,  as the duly appointed  agent of the Trustee for these purposes,  acknowledges  (subject to any exceptions  noted in the Initial  Certification  referred to in Section  2.3(a))  receipt of the  Mortgage
Files  relating to the Mortgage Loans  attached  hereto (the “Mortgage  Files”) and declares that it holds and will hold such  Mortgage  Files as agent for the  Trustee,  in trust,  for the use and  benefit of all present and future Certificateholders.

                  Section 2.2.      Recordation  of  Assignments.  If any  Mortgage  File  relating to the
Mortgage  Loans  includes  one or  more  assignments  of  Mortgage  to the  Trustee  in a state  which  is specifically  excluded  from the  Opinion  of  Counsel  delivered  by the  Seller to the  Trustee  and the
Custodian  pursuant to the  provisions of Section 2.01 of the Pooling and Servicing  Agreement,  each such assignment  shall be delivered,  at the direction of the Depositor (in written or electronic  format),  by the Custodian to the Depositor for the purpose of recording it in the  appropriate  public office for real property records, and the Depositor,  at no expense to the Custodian,  shall promptly cause to be recorded in the  appropriate  public  office for real property  records each such  assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

                  Section 2.3.      Review of Mortgage Files.

                  (a)      On or prior  to the  Closing  Date,  in  accordance  with  Section  2.02 of the
Pooling and Servicing  Agreement,  the Custodian  shall deliver to the Depositor,  the Master Servicer and the  Trustee  an Initial  Certification  in the form  annexed  hereto as Exhibit  One  evidencing  receipt
(subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans.

                  (b)      Within  90 days  of the  Closing  Date  (or,  with  respect  to any  Substitute
Mortgage  Loans,  within 5 Business Days after the receipt by the Trustee or the Custodian  thereof),  the
Custodian agrees, for the benefit of  Certificateholders,  to review, in accordance with the provisions of
Section 2.02 of the Pooling and Servicing  Agreement,  each such document  relating to the Mortgage Loans, and shall  execute  and  deliver  to the  Depositor,  the  Master  Servicer  and the  Trustee  an  Interim
Certification  in the form annexed  hereto as Exhibit Two to the effect that all such  documents have been executed and received and that such  documents  relate to the Mortgage  Loans  identified  on the Mortgage
Loan  Schedule,  except for any  exceptions  listed on Schedule A attached to such Interim  Certification.
The  Custodian  shall be under no duty or  obligation  to  inspect,  review  or  examine  said  documents, instruments,  certificates  or other  papers  to  determine  that the same are  genuine,  enforceable,  or appropriate  for the  represented  purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  (c)      Not  later  than 180 days  after the  Closing  Date (or,  with  respect  to any
Substitute  Mortgage  Loans,  within 5 Business  Days after the  receipt by the  Trustee or the  Custodian thereof),  the Custodian  shall review the Mortgage  Files  relating to the Mortgage  Loans as provided in
Section  2.02 of the  Pooling and  Servicing  Agreement  and  execute  and deliver to the  Depositor , the
Master  Servicer  and the  Trustee a Final  Certification  in the form  annexed  hereto as  Exhibit  Three evidencing the completeness of such Mortgage Files.

                  (d)      In reviewing  the  Mortgage  Files  relating to the Mortgage  Loans as provided herein and in the Pooling and Servicing  Agreement,  the Custodian shall make no  representation as to and shall  not be  responsible  to verify  (i) the  validity,  legality,  enforceability,  due  authorization, recordability,  sufficiency or  genuineness of any of the documents  included in any Mortgage File or (ii)
the  collectibility,  insurability,  effectiveness  or suitability of any of the documents in any Mortgage
File.

                  Upon receipt of written  request  from the  Depositor,  Master  Servicer or the Trustee, the  Custodian  shall  as  soon as  practicable  supply  the  requesting  party  with a list of all of the documents missing from the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4.      Notification  of  Breaches of  Representations  and  Warranties.  Upon
discovery by the  Custodian of a breach of any  representation  or warranty  made by the  Depositor as set forth in the  Pooling and  Servicing  Agreement  with  respect to a Mortgage  Loan  relating to a Mortgage
File,  the  Custodian  shall  give  prompt  written  notice to the  Depositor,  the Master  Servicer,  the applicable Servicer and the Trustee.

                  Section 2.5.      Custodian to  Cooperate:  Release of Mortgage  Files.  Upon receipt of written  notice from the Master  Servicer or the Trustee that the Seller has  repurchased  a Mortgage Loan pursuant to Article II of the Pooling and Servicing  Agreement,  and that the  Repurchase  Price  therefor has been  deposited  in the  Distribution  Account,  and a Request for Release  (as  defined  below),  the
Custodian agrees to promptly release to the Seller the related Mortgage File.

                  Upon the  Custodian’s  receipt  of a request  for  release  (a  “Request  for  Release”)
substantially  in the form of Exhibit D-1 to the Pooling and Servicing  Agreement  signed by an officer of the related  Servicer  involved in, or responsible for, the  administration  and servicing of the Mortgage
Loans whose name appears on a list of servicing  officers  furnished by such  Servicer  upon  request,  as such list may from time to time be amended  (each,  a  “Servicing  Officer”)  stating that it has received payment in full of a Mortgage  Loan or that  payment in full will be  escrowed in a manner  customary  for such purposes,  the Custodian  agrees to promptly  release to such Servicer the related Mortgage File. The
Depositor  shall  deliver to the  Custodian,  and the  Custodian  agrees to accept,  the Mortgage Note and other  documents  constituting  the Mortgage  File with respect to any  Substitute  Mortgage  Loan,  which documents  the  Custodian  will review to the extent  provided in Article II of the Pooling and  Servicing
Agreement.

                  From time to time as is  appropriate  for the servicing or  foreclosure  of any Mortgage
Loan,  including,  for this purpose,  collection under any Primary Mortgage  Insurance Policy, the related
Servicer  shall (or if the  related  Servicer  does not,  then the  Master  Servicer  may)  deliver to the
Custodian a Request for Release signed by a Servicing  Officer  requesting  that  possession of all of the related  Mortgage File be released to such  Servicer and  certifying as to the reason for such release and that such release will not invalidate any insurance  coverage  provided in respect of the related Mortgage
Loan under any of the Insurance  Policies.  Upon receipt of the  foregoing,  the  Custodian  shall deliver such  Mortgage  File to the related  Servicer.  All  Mortgage  Files so  released to the related  Servicer shall  be held by it in  trust  for  the  Trustee  for the use  and  benefit  of all  present  and  future
Certificateholders.  The  related  Servicer  shall cause each  Mortgage  File or any  document  therein so released  to be returned  to the  Custodian  when the need  therefor  by such  Servicer no longer  exists, unless (i) such Mortgage Loan has been  liquidated and the  Liquidation  Proceeds  relating to the related
Mortgage  Loan have  been  deposited  in the  Distribution  Account  or (ii)  such  Mortgage  File or such document has been delivered to an attorney,  or to a public  trustee or other public  official as required by law, for purposes of initiating or pursuing legal action or other  proceedings  for the  foreclosure of the  related  Mortgaged  Property  either  judicially  or  non-judicially,  and the related  Servicer  has delivered to the Custodian a certificate of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document  was  delivered  and the purpose or purposes of such delivery.

                  At any time that a  Servicer  or the  Master  Servicer  is  required  to  deliver to the
Custodian a Request for Release,  such  Servicer or the Master  Servicer  shall  deliver two copies of the
Request for Release if  delivered  in hard copy or such  Servicer or the Master  Servicer may furnish such
Request for Release  electronically to the Custodian,  in which event the Servicing  Officer  transmitting the same shall be deemed to have  signed such  Request for  Release.  In  connection  with any Request for
Release of a Mortgage  File because of a repurchase  of a Mortgage  Loan,  the  assignment of mortgage and the  related  Mortgage  Note  shall be  returned  to the  related  Servicer  or the  Master  Servicer,  as applicable,  for  execution  and  endorsement,  respectively,  pursuant  to a power of  attorney  from the
Trustee and for delivery to the Seller.  If the related  Servicer or the Master  Servicer  does not have a power of  attorney  from the  Trustee to execute  the  applicable  assignment  and to endorse  the related
Mortgage  Note,  such Request for Release  shall be  accompanied  by an  assignment  of mortgage,  without recourse,  executed by the Trustee to the Seller and the related  Mortgage Note shall be endorsed  without recourse  by the  Trustee  (if not in  blank)  and be  returned  to the  related  Servicer  or the  Master
Servicer,  as applicable,  for delivery to the Seller;  provided,  however, that in the case of a Mortgage
Loan that is  registered on the MERS® System,  no  assignment of mortgage or  endorsement  of the Mortgage
Note by the Trustee,  or by the related  Servicer or the Master  Servicer  pursuant to a power of attorney from the  Trustee,  shall be  required.  In  connection  with any Request  for Release of a Mortgage  File because of the  payment in full of a Mortgage  Loan and if the  related  Servicer  or the Master  Servicer does not have a power of attorney from the Trustee to execute the applicable  certificate of  satisfaction or similar  instrument,  such Request for Release shall be accompanied by a certificate of satisfaction or other  similar  instrument  to be  executed  by or on behalf of the  Trustee  and  returned to the related
Servicer or the Master Servicer, as applicable.

                  Section 2.6.      Assumption  Agreements.  In the event that any  assumption  agreement, substitution  of liability  agreement  or sale of servicing  agreement is entered into with respect to any
Mortgage  Loan subject to this  Agreement in accordance  with the terms and  provisions of the Pooling and
Servicing  Agreement,  the Master  Servicer,  to the extent provided in the related  Servicing  Agreement, shall cause the related Servicer to notify the Custodian that such assumption  agreement,  substitution of liability  agreement or sale of servicing  agreement has been completed by forwarding to the Custodian the original  of such  assumption  agreement,  substitution  of  liability  agreement  or  sale  of  servicing agreement,  which shall be added to the related  Mortgage File and, for all purposes,  shall be considered a part of such  Mortgage  File to the same  extent as all other  documents  and  instruments  constituting parts thereof.

                                               ARTICLE III.
                                         CONCERNING THE CUSTODIAN

                  Section 3.1.      Custodian  as Bailee and Agent of the  Trustee.  With  respect to each
Mortgage Note and other  documents  constituting  each Mortgage File relating to the Mortgage  Loans which are delivered to the Custodian,  the Custodian is exclusively  the bailee and agent of the Trustee and has no  instructions  to hold any Mortgage  Note or Mortgage File for the benefit of any person other than the
Trustee  and the  Certificateholders  and  undertakes  to perform  such duties and only such duties as are specifically  set forth in this  Agreement.  Except upon  compliance with the provisions of Section 2.5 of this Agreement  with respect to any Mortgage  Loan, no Mortgage  Note,  Mortgage or Mortgage File shall be delivered  by the  Custodian  to the  Depositor,  the  Seller,  any  Servicer  or the Master  Servicer  or
otherwise released from the possession of the Custodian.

                  Section 3.2.      [Reserved.]

                  Section 3.3.      Custodian May Own  Certificates.  The  Custodian in its  individual or any other capacity may become the owner or pledgee of  Certificates  with the same rights it would have if it were not Custodian.

                  Section 3.4.      Custodian’s Fees and Expenses.  The Depositor  covenants and agrees to cause  the  Seller to pay the  Custodian  from  time to time,  and the  Custodian  shall be  entitled  to, reasonable  compensation  for all services  rendered by it in the exercise and  performance  of any of the powers and duties  hereunder of the  Custodian  pursuant to a letter  agreement  between the Custodian and the  Seller.  In  addition,  the Seller  will pay or  reimburse  the  Custodian  upon its  request for all reasonable  expenses,  disbursements and advances incurred or made by the Custodian in accordance with any of the  provisions  of  this  Agreement  (including  the  reasonable  compensation  and the  expenses  and disbursements  of its counsel and of all persons not  regularly in its employ),  except any such  expense, disbursement  or advance as may arise from its  negligence  or bad faith,  or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

                  Section 3.5.      Custodian  May Resign;  Trustee May Remove  Custodian.  The  Custodian
may resign from the  obligations  and duties hereby imposed upon it as such  obligations and duties relate to its acting as  Custodian  of the  Mortgage  Loans.  Upon  receiving  such  notice of  resignation,  the
Trustee  shall  either take custody of the Mortgage  Files  itself and give prompt  notice  thereof to the
Depositor,  the Master  Servicer,  the  Servicers  and the  Custodian,  or  promptly  appoint a  successor
Custodian by written  instrument,  in duplicate,  one copy of which  instrument  shall be delivered to the resigning  Custodian  and one copy to the  successor  Custodian.  If the  Trustee  shall  not  have  taken custody of the Mortgage  Files and no successor  Custodian  shall have been so appointed and have accepted appointment  within 30 days after the giving of such notice of  resignation,  the resigning  Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The  Trustee  may  remove  the  Custodian  at any time with the  consent  of the  Master
Servicer.  In such event,  the Trustee shall  appoint,  or petition a court of competent  jurisdiction  to appoint,  a successor  Custodian  hereunder.  Any successor  Custodian  shall be a depository  institution subject to supervision or  examination by federal or state  authority,  shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with any Servicer or the Depositor.

                  Any  resignation or removal of the Custodian and  appointment  of a successor  Custodian pursuant  to any of the  provisions  of this  Section  3.5  shall  become  effective  upon  acceptance  of appointment  by the  successor  Custodian.  The Trustee  shall give prompt notice to the Depositor and the
Master  Servicer  of the  appointment  of  any  successor  Custodian.  No  successor  Custodian  shall  be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

                  Section 3.6.      Merger or  Consolidation  of  Custodian.  Any  Person  into  which the
Custodian may be merged or converted or with which it may be  consolidated,  or any Person  resulting from any  merger,  conversion  or  consolidation  to  which  the  Custodian  shall be a  party,  or any  Person succeeding to the business of the Custodian,  shall be the successor of the Custodian  hereunder (provided such Person shall satisfy the requirements  set forth in Section 3.7),  without the execution or filing of any paper or any further act on the part of any of the parties  hereto,  anything  herein to the  contrary notwithstanding.

                  Section 3.7.      Representations  of the Custodian.  The Custodian  hereby  represents, and any successor  Custodian  hereunder shall represent,  that it is a depository  institution  subject to supervision  or  examination  by a federal or state  authority,  has a combined  capital and surplus of at least  $15,000,000  and is  qualified  to do  business  in the  jurisdictions  in which  it will  hold any
Mortgage File.

                  Section 3.8.      Duties and Obligations of the Custodian.

                  (a)      The  Custodian  shall be under no duty or  obligation  to  inspect,  review  or examine the Mortgage  Files to determine that the contents  thereof are  appropriate  for the  represented purpose or that they have been  actually  recorded or that they are other than what they  purport to be on their face.

                  (b)      The  Custodian   shall  not  be   responsible  or  liable  for,  and  makes  no
representation  or warranty  with respect to, the  validity,  adequacy or  perfection  or any lien upon or security interest in the Mortgage Files.

                  (c)      Any other  provision of this  Agreement to the  contrary  notwithstanding,  the
Custodian  shall have no notice,  and shall not be bound by any of the terms and  conditions  of any other document or agreement  executed or delivered in  connection  with, or intended to control any part of, the transactions  anticipated  by or referred to in this Agreement  unless the Custodian is a signatory  party to that document or agreement.

                  (d)      The  Custodian  may rely on and shall be protected in acting in good faith upon any certificate,  instrument,  opinion,  notice, magnetic tape, letter, telegram or other document, or any security,  delivered  to it and in good faith  believed by it to be genuine and to have been signed by the proper party or parties; but in the case of any loan document or other request,  instruction,  document or certificate which by any provision hereof is specifically  required to be furnished to the Custodian,  the
Custodian  shall be under a duty to examine the same to determine  whether or not it conforms  prima facie to the requirements of this Custodial Agreement.

                  (e)      The  Custodian  shall not be liable for any error of  judgment,  or for any act done or step taken or omitted by it, in good faith,  or for any  mistake of fact or law,  or for  anything that it may do or  refrain  from  doing in  connection  therewith,  except  in the  case of its  negligent performance or omission.

                  (f)      The  Custodian  shall  have no  obligation  to verify  the  receipt of any such documents the existence of which was not made known to the Custodian by the Mortgage Files.

                  (g)      The Custodian  shall not be  responsible  for delays or failures in performance resulting  from acts  beyond its  control.  Such acts shall  include,  but not be limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics,  nationalization,  expropriation,  currency restrictions,  governmental  regulations  superimposed after the fact, fire,  communication line failures, power failures, earthquakes or other disasters.

                                               ARTICLE IV.
                                      COMPLIANCE WITH REGULATION AB

                  SECTION 4.1.      INTENT   OF  THE   PARTIES;   REASONABLENESS.   THE   PARTIES   HERETO
ACKNOWLEDGE  AND AGREE THAT THE PURPOSE OF THIS ARTICLE IV IS TO FACILITATE  COMPLIANCE BY THE  DEPOSITOR,
THE MASTER  SERVICER AND THE  SECURITIES  ADMINISTRATOR  WITH THE  PROVISIONS OF REGULATION AB AND RELATED
RULES  AND  REGULATIONS  OF THE  COMMISSION.  THE  DEPOSITOR,  THE  MASTER  SERVICER  AND  THE  SECURITIES
ADMINISTRATOR  SHALL NOT EXERCISE ITS RIGHT TO REQUEST DELIVERY OF INFORMATION OR OTHER  PERFORMANCE UNDER
THESE  PROVISIONS  OTHER THAN IN GOOD FAITH,  OR FOR PURPOSES  OTHER THAN  COMPLIANCE  WITH THE SECURITIES
ACT, THE EXCHANGE ACT AND THE RULES AND  REGULATIONS  OF THE  COMMISSION  UNDER THE SECURITIES ACT AND THE
EXCHANGE  ACT.  EACH OF THE PARTIES  HERETO  ACKNOWLEDGES  THAT  INTERPRETATIONS  OF THE  REQUIREMENTS  OF
REGULATION AB MAY CHANGE OVER TIME,  WHETHER DUE TO  INTERPRETIVE  GUIDANCE  PROVIDED BY THE COMMISSION OR
ITS STAFF, CONSENSUS AMONG PARTICIPANTS IN THE MORTGAGE-BACKED  SECURITIES MARKETS,  ADVICE OF COUNSEL, OR
OTHERWISE,  AND THE CUSTODIAN  AGREES TO COMPLY WITH REQUESTS MADE BY THE DEPOSITOR,  THE MASTER  SERVICER
AND THE SECURITIES  ADMINISTRATOR IN GOOD FAITH FOR DELIVERY OF INFORMATION  UNDER THESE PROVISIONS ON THE
BASIS  OF  EVOLVING  INTERPRETATIONS  OF  REGULATION  AB TO  THE  EXTENT  REASONABLY  PRACTICABLE,  UNLESS
OTHERWISE  ADVISED IN WRITING BY COUNSEL.  THE CUSTODIAN  SHALL  COOPERATE  REASONABLY WITH THE DEPOSITOR,
THE MASTER SERVICER AND THE SECURITIES  ADMINISTRATOR  TO DELIVER TO THE DEPOSITOR AND THE MASTER SERVICER
(INCLUDING ANY OF THEIR RESPECTIVE ASSIGNEES OR DESIGNEES), ANY AND ALL DISCLOSURE,  STATEMENTS,  REPORTS,
CERTIFICATIONS,  RECORDS AND ANY OTHER INFORMATION  NECESSARY IN THE REASONABLE,  GOOD FAITH DETERMINATION
OF THE DEPOSITOR,  THE MASTER  SERVICER AND THE  SECURITIES  ADMINISTRATOR  TO PERMIT THE  DEPOSITOR,  THE
MASTER SERVICER AND THE SECURITIES ADMINISTRATOR TO COMPLY WITH THE PROVISIONS OF REGULATION AB.

                  Section 4.2.      Additional Representations and Warranties of the Custodian.

                  (a)      The Custodian hereby  represents and warrants that the information with respect to  the  Custodian  set  forth  in  the  Prospectus  Supplement  under  the  caption  “Description  of the
Certificates-The  Custodians”  (the  “Custodian  Disclosure”)  does not contain any untrue  statement of a material  fact or omit to state a material  fact  required to be stated  therein or  necessary in order to make the  statements  therein,  in the  light  of the  circumstances  under  which  they  were  made,  not misleading.

                  (b)      The  Custodian  shall be deemed to  represent  to the  Depositor as of the date hereof and on each date on which  information is provided to the Depositor under Section 4.3 that,  except as disclosed in writing to the  Depositor  prior to such date:  (i) there are no aspects of its  financial condition  that  could  have  a  material  adverse  effect  on  the  performance  by it of  its  Custodian obligations  under this Agreement;  (ii) there are no material legal or governmental  proceedings  pending
(or known to be  contemplated)  against it that would  affect or  interfere  with the  performance  of its obligations  hereunder;  and (iii) there are no affiliations,  relationships  or transactions  relating to the  Custodian  with  respect to the  Depositor  or any  sponsor,  issuing  entity,  servicer  (other than
Countrywide Home Loan Servicing LP),  trustee,  originator,  significant  obligor,  enhancement or support provider or other  material  transaction  party (as such terms are used in Regulation  AB) relating to the securitization  transaction  contemplated  by the Pooling and  Servicing  Agreement,  as identified by the
Depositor  to the  Custodian in writing as of the Closing Date (each,  a  “Transaction  Party”) that would affect or  interfere  with the  performance  of its  obligations  hereunder  and have not been  previously disclosed to the Depositor and the Trustee.

                  (c)      If so requested by the Depositor on any date  following  the Closing Date,  the
Custodian  shall,  within five Business Days  following  such request,  confirm in writing the accuracy of the  representations  and  warranties  set  forth  in  paragraph  (1) of  this  section  or,  if any  such representation  and  warranty is not  accurate  as of the date of such  confirmation,  provide  reasonably adequate  disclosure of the pertinent  facts, in writing,  to the requesting  party. Any such request from the Depositor shall not be given more than once each calendar  quarter,  unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

                  Section 4.3.      Additional  Information to Be Provided by the  Custodian.  For so long as the Certificates are outstanding,  for the purpose of satisfying the Depositor’s  reporting  obligation under the Exchange  Act with  respect to any class of  Certificates,  the  Custodian  shall (a) notify the
Depositor,  the Securities  Administrator and the Master Servicer in writing of any material litigation or governmental  proceedings  pending  against the  Custodian  (including  any such  proceedings  known to be contemplated  by the  governmental  authorities)  that would be  material to  Certificateholders,  and (b)
provide to the Depositor,  Securities  Administrator and the Master Servicer a written description of such proceedings.  Any notices and  descriptions  required  under this Section 4.3 shall be given no later than five  Business  Days  prior to the  Determination  Date  following  the month in which the  Custodian  has knowledge  of the  occurrence  of the  relevant  event.  As of the  date  the  Depositor,  the  Securities
Administrator  or Master  Servicer  files  each  Report on Form  10-D or Form  10-K  with  respect  to the
Certificates,  the Custodian will be deemed to represent that any  information  previously  provided under this  Section  4.3, if any, is  materially  correct and does not have any  material  omissions  unless the
Custodian has provided an update to such information.

                  Section 4.4.      Report on  Assessment  of  Compliance  and  Attestation.  On or before
March 15 of each  calendar  year in which a Form 10-K is required  to be filed with  respect to the Trust, the Custodian shall:

                  (a)      deliver to the Depositor,  the Master Servicer and the Securities Administrator
a report (in form and substance  reasonably  satisfactory  to the  Depositor)  regarding  the  Custodian’s assessment of compliance  with the Applicable  Servicing  Criteria as set forth in Exhibit Four during the immediately  preceding  calendar  year, as required  under Rules 13a-18 and 15d-18 of the Exchange Act and
Item  1122 of  Regulation  AB.  Such  report  shall  be  addressed  to the  Depositor  and the  Securities
Administrator  and  signed by an  authorized  officer  of the  Custodian,  and shall  address  each of the
Servicing Criteria specified on a certification substantially in the form of Exhibit Four hereto; and

                  (b)      deliver  to  the   Depositor,   the   Master   Servicer   and  the   Securities
Administrator,  a report of a  registered  public  accounting  firm  reasonably  acceptable  to the Master
Servicer,  the Depositor and the Securities  Administrator that attests to, and reports on, the assessment of compliance made by the Custodian and delivered  pursuant to the preceding  paragraph.  Such attestation shall be in accordance  with Rules  1-02(a)(3)  and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

                  Section 4.5.      Indemnification; Remedies.

                  (a)      The Custodian shall  indemnify the Depositor,  each affiliate of the Depositor, the  Master  Servicer,  the  Securities  Administrator  and each  broker  dealer  acting  as  underwriter, placement agent or initial  purchaser of the  Certificates or each Person who controls any of such parties
(within  the meaning of Section 15 of the  Securities  Act and Section 20 of the  Exchange  Act);  and the
respective  present and former directors,  officers,  employees and agents of each of the foregoing (each, an  “Indemnified  Party”),  and shall hold each of them  harmless  from and against  any losses,  damages, penalties,  fines,  forfeitures,  legal fees and  expenses  and related  costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                           (i)      (A) any untrue  statement of a material  fact  contained or alleged to
         be  contained  in  the  Custodian   Disclosure  and  any  information,   report,   certification,
         accountants’  attestation or other material provided under this Article IV by or on behalf of the
         Custodian (collectively,  the “Custodian  Information”),  or (B) the omission or alleged omission to state in the  Custodian  Information  a material  fact  required to be stated in the Custodian
         Information  or  necessary  in  order  to  make  the  statements  therein,  in the  light  of the circumstances under which they were made, not misleading; or

                           (ii)     any  failure by the  Custodian  to deliver  any  information,  report, certification,  accountants’  attestation  or other  material  when and as  required  under  this
         Article IV; or

                           (iii)    the  negligence,  bad faith or willful  misconduct of the Custodian in the performance of its obligations under this Article IV.

                  (b)      In the case of any failure of  performance  described in clause (ii) of Section
4.5(a),  the Custodian  shall promptly  reimburse the  Depositor,  the  Securities  Administrator  and the
Master  Servicer  for  all  costs   reasonably   incurred  by  the  Depositor  and  the  Master  Servicer,
respectively,  in order to obtain the information,  report,  certification,  accountants’  letter or other material not delivered as required by the Custodian.

                  (c)      In no event shall the  Custodian or its  directors,  officers and  employees be liable for any  special,  indirect or  consequential  damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

         If the  indemnification  provided for herein is unavailable or  insufficient to hold harmless any
Indemnified  Party,  then the Custodian  agrees that it shall  contribute to the amount paid or payable by such  Indemnified  Party as a result of any  claims,  losses,  damages  or  liabilities  incurred  by such
Indemnified  Party in such proportion as is appropriate to reflect the relative fault of such  Indemnified
Party  on  the  one  hand  and  the  Custodian  on the  other.  This  indemnification  shall  survive  the termination of this Agreement or the termination of the Custodian.

                                                ARTICLE V.
                                         MISCELLANEOUS PROVISIONS

                  Section 5.1.      Notices.  All  notices,  requests,  consents  and  demands  and  other communications  required  under this Agreement or pursuant to any other  instrument or document  delivered hereunder shall be in writing and, unless otherwise  specifically  provided,  may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid,  return receipt  requested,  at the  addresses  specified on the  signature  page hereof  (unless  changed by the  particular  party whose address  is  stated  herein by  similar  notice  in  writing),  in which  case the  notice  will be deemed delivered when received.

                  Section 5.2.      Amendments.  No  modification  or amendment of or  supplement  to this
Agreement  shall be valid or  effective  unless the same is in writing and signed by all  parties  hereto, and neither the  Depositor,  the Master  Servicer nor the Trustee  shall enter into any  amendment  hereof except as permitted by the Pooling and  Servicing  Agreement.  The Trustee shall give prompt notice to the
Custodian  of any  amendment  or  supplement  to the  Pooling  and  Servicing  Agreement  and  furnish the
Custodian with written copies thereof.

                  Section 5.3.      GOVERNING  LAW. THIS  AGREEMENT  SHALL BE DEEMED A CONTRACT MADE UNDER
THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN  ACCORDANCE  WITH AND GOVERNED BY
THE LAWS OF THE STATE OF NEW YORK  WITHOUT  REFERENCE  TO ITS  CONFLICT OF LAWS RULES  (OTHER THAN SECTION
5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

                  Section 5.4.      Recordation of Agreement.  To the extent  permitted by applicable law, this Agreement is subject to recordation in all  appropriate  public offices for real property  records in all the counties or other comparable  jurisdictions  in which any or all of the properties  subject to the
Mortgages  are  situated,  and in any  other  appropriate  public  recording  office  or  elsewhere,  such recordation  to be effected by the Depositor and at the Trust’s  expense on direction by the Trustee,  but only upon direction  accompanied by an Opinion of Counsel reasonably  satisfactory to the Depositor to the effect  that the failure to effect such  recordation  is likely to  materially  and  adversely  affect the interests of the Certificateholders.

                  For the purpose of  facilitating  the  recordation of this Agreement as herein  provided and for other  purposes,  this  Agreement may be executed  simultaneously  in any number of  counterparts, each of which counterparts  shall be deemed to be an original,  and such counterparts shall constitute but one and the same instrument.

                  Section 5.5.      Severability  of  Provisions.  If any one or  more  of the  covenants, agreements,  provisions or terms of this Agreement shall be for any reason  whatsoever held invalid,  then such covenants,  agreements,  provisions or terms shall be deemed severable from the remaining  covenants, agreements,  provisions  or  terms  of  this  Agreement  and  shall  in no  way  affect  the  validity  or enforceability  of the other  provisions  of this  Agreement or of the  Certificates  or the rights of the holders thereof.

                                         [Signature page follows]

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                                     CITIBANK, N.A.,
                                                             as Trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Structured Finance Agency & Trust BSALTA 2006-7
Telecopy:  (212) 816-5527                                    By:___________________________________
                                                             Name:
                                                             Title:

Address:                                                     STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

383 Madison Avenue
New York, New York  10179
                                                             By:___________________________________
                                                             Name:
                                                             Title:

Address:                                                     WELLS FARGO BANK,
                                                             NATIONAL ASSOCIATION, as Master Servicer and as
9062 Old Annapolis Road                                      Securities Administrator
Columbia, Maryland  21045

                                                             By:___________________________________
                                                             Name:
                                                             Title:

Address:                                                     TREASURY BANK, A DIVISION OF COUNTRYWIDE BANK N.A., as
                                                             Custodian
4100 E. Los Angeles Avenue
Simi Valley, California 93063
Attention: Teresita Que
Telephone: (805) 577-6028                                    By:___________________________________
Facsimile:  (805) 577-6069                                   Name:
                                                             Title:

STATE OF NEW YORK         )
                          )ss:
COUNTY OF NEW YORK        )

                  On the 31st day of  October  2006  before  me, a notary  public  in and for said  State, personally appeared  _____________________,  known to me to be an _____________________ of Citibank, N.A.,
a national  banking  association  organized under the laws of the United States of America,  that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said  national banking  association and  acknowledged to me that such national  banking  association  executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                     ____________________________
                                                     Notary Public
[SEAL]

STATE OF MARYLAND         )

                          ) ss:
COUNTY OF HOWARD          )

                  On the 31st day of  October  2006  before  me, a notary  public  in and for said  State, personally  appeared  Stacey  Taylor,  known to me to be a Vice  President  of Wells Fargo Bank,  National
Association,  a national banking association that executed the within instrument,  and also known to me to be the person who executed it on behalf of said  national  banking  association,  and  acknowledged  to me that such national banking association executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                     ____________________________
                                                     Notary Public
[SEAL]

STATE OF NEW YORK         )
                          )ss:
COUNTY OF NEW YORK        )

                  On the 31st day of  October  2006  before  me, a notary  public  in and for said  State, personally  appeared Baron Silverstein,  known to me to be a Senior Managing Director\ of Structured Asset
Mortgage  Investments  II Inc.,  one of the  corporations  that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said  corporation,  and  acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                     ____________________________
                                                     Notary Public
[Notarial Seal]

STATE OF CALIFORNIA       )
                          ) ss:
COUNTY OF ___________     )

                  On the 31st day of  October  2006  before  me, a notary  public  in and for said  State, personally appeared  ______________,  known to me to be a __________________  of Treasury Bank, a division of Countrywide Bank N.A., one of the corporations that executed the within  instrument,  and also known to me to be the  person who  executed  it on behalf of said  corporation,  and  acknowledged  to me that such corporation executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                     ____________________________
                                                     Notary Public
[Notarial Seal]

                                                SCHEDULE 1

                                              Mortgage Loans

                                         [Provided upon Request]

                                               EXHIBIT ONE

                                 FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                                            October 31, 2006

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn:  Structured Finance-Agency & Trust, BSALTA 2006-7

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045

Attention: Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-7

         Re:      Custodial  Agreement,  dated as of  October  31,  2006,  by and  among
                  Citibank,  N.A.,  Structured Asset Mortgage Investments II Inc., Wells
                  Fargo Bank,  National  Association  and  Treasury  Bank, a division of
                  Countrywide Bank N.A.  relating to Bear Stearns ALT-A Trust,  Mortgage
                  Pass-Through Certificates, Series 2006-7

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned  Custodial Agreement,  and subject to Section 2.02 of the Pooling and Servicing Agreement,  the undersigned,  as Custodian,  hereby certifies that it has received a Mortgage File (which  contains an original  Mortgage  Note or lost note  affidavit)
to the extent  required in Section 2.01 of the Pooling and  Servicing  Agreement  (other than with respect to clause  (b)(v)  thereof,  for which no review has been made) with respect to each  Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized  words and phrases used herein shall have the respective  meanings  assigned to them in the above-captioned Custodial Agreement.

                                                     TREASURY BANK, A DIVISION OF
                                                     COUNTRYWIDE BANK N.A.

                                                     By:______________________________________
                                                     Name:
                                                     Title:

                                        SCHEDULE A TO EXHIBIT ONE

                                                Exceptions

                                               EXHIBIT TWO

                                 FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                                            _________ ___, 200__

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn:  Structured Finance-Agency & Trust, BSALTA 2006-7

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045

Attention: Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-7

         Re:      Custodial  Agreement,  dated as of  October  31,  2006,  by and  among
                  Citibank,  N.A.,  Structured Asset Mortgage Investments II Inc., Wells
                  Fargo Bank,  National  Association  and  Treasury  Bank, a division of
                  Countrywide Bank N.A.  relating to Bear Stearns ALT-A Trust,  Mortgage
                  Pass-Through Certificates, Series 2006-7

Ladies and Gentlemen:
                  In  accordance  with  Section  2.3  of  the  above-captioned  Custodial  Agreement,  the undersigned,  as Custodian,  hereby  certifies that it has received a Mortgage File to the extent required pursuant to Section  2.01 of the  Pooling  and  Servicing  Agreement  (other  than with  respect to clause
(b)(v)  thereof,  for which no review has been made) with  respect  to each  Mortgage  Loan  listed in the
Mortgage  Loan  Schedule,  and it has reviewed the Mortgage  File and the Mortgage  Loan  Schedule and has
determined  that: all required  documents have been executed and received and that such documents  related to the Mortgage Loans identified on the Mortgage Loan Schedule,  with any exceptions  listed on Schedule A attached hereto.

                  Capitalized  words and phrases used herein shall have the respective  meanings  assigned to them in the above-captioned Custodial Agreement.

                                                     TREASURY BANK, A DIVISION OF
                                                     COUNTRYWIDE BANK N.A.

                                                     By:      ___________________________
                                                     Name:
                                                     Title:

                                        SCHEDULE A TO EXHIBIT TWO

                                                Exceptions

                                              EXHIBIT THREE

                                  FORM OF CUSTODIAN FINAL CERTIFICATION

                                                                            __________ ____, 200__

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn:  Structured Finance-Agency & Trust, BSALTA 2006-7

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045

Attention: Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-7

         Re:      Custodial  Agreement,  dated as of  October  31,  2006,  by and  among
                  Citibank,  N.A.,  Structured Asset Mortgage Investments II Inc., Wells
                  Fargo Bank,  National  Association  and  Treasury  Bank, a division of
                  Countrywide Bank N.A.  relating to Bear Stearns ALT-A Trust,  Mortgage
                  Pass-Through Certificates, Series 2006-7

Ladies and Gentlemen:

                  In  accordance  with  Section  2.3  of  the  above-captioned  Custodial  Agreement,  the undersigned,  as Custodian,  hereby  certifies that it has received a Mortgage File to the extent required pursuant to Section  2.01 of the  Pooling  and  Servicing  Agreement  (other  than with  respect to clause
(b)(v)  thereof,  for which no review has been made) with  respect  to each  Mortgage  Loan  listed in the
Mortgage  Loan  Schedule,  and it has reviewed the Mortgage  File and the Mortgage  Loan  Schedule and has
determined  that an original of each document  related  thereto  required to be recorded has been returned from the  related  recording  office with  evidence of  recording  thereon,  or a certified  copy has been obtained from the related recording office, with any exceptions listed in Schedule A attached hereto.

                  Capitalized  words and phrases used herein shall have the respective  meanings  assigned to them in the above-captioned Custodial Agreement.

                                                     TREASURY BANK, A DIVISION OF
                                                     COUNTRYWIDE BANK N.A.

                                                     By:      __________________________
                                                     Name:
                                                     Title:

                                       SCHEDULE A TO EXHIBIT THREE

                                                Exceptions

                                               EXHIBIT FOUR

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by the Custodian  shall address,  at a minimum,  the criteria identified as below as “Applicable Servicing Criteria”;

-------------------------------------------------------------------------------------- ----------------------
                                                                                            Applicable
                                 Servicing Criteria                                     Servicing Criteria
-------------------------------------------------------------------------------------- ----------------------
----------------------- -------------------------------------------------------------- ----------------------
      Reference                                   Criteria
----------------------- -------------------------------------------------------------- ----------------------
                                      General Servicing Considerations
----------------------- -------------------------------------------------------------- ----------------------
                        Policies and procedures are instituted to monitor any
                        performance or other triggers and events of default in
1122(d)(1)(i)           accordance with the transaction agreements
----------------------- -------------------------------------------------------------- ----------------------
                        If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor
1122(d)(1)(ii)          the third party’s performance and compliance with such
                        servicing activities
----------------------- -------------------------------------------------------------- ----------------------
                        Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)         back-up servicer for the pool assets are maintained.
----------------------- -------------------------------------------------------------- ----------------------
                        A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                        throughout the reporting period in the amount of coverage
1122(d)(1)(iv)          required by and otherwise in accordance with the terms of
                        the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------

                                     Cash Collection and Administration
----------------------- -------------------------------------------------------------- ----------------------
                        Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt and
1122(d)(2)(i)           identification, or such other number of days specified in
                        the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Disbursements made via wire transfer on behalf of an obligor
1122(d)(2)(ii)          or to an investor are made only by authorized personnel.
----------------------- -------------------------------------------------------------- ----------------------
                        Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                        charged for such advances are made, reviewed and approved as
1122(d)(2)(iii)         specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        The related accounts for the transaction, such as cash
                        reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with
1122(d)(2)(iv)          respect to commingling of cash) as set forth in the
                        transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                        agreements.  For purposes of this criterion, “federally
                        insured depository institutions” with respect to a foreign financial institution means a foreign financial institution
1122(d)(2)(v)           that meets the requirements of Rule 13k-1(b)(1) of the
                        Securities Exchange Act.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent
                        unauthorized access.
----------------------- -------------------------------------------------------------- ----------------------
                        Reconciliations are prepared on a monthly basis for all
                        asset-backed securities related bank accounts, including
                        custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B)
                        prepared within 30 calendar days after the bank statement
                        cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and
                        (D) contain explanations for reconciling items, These
1122(d)(2)(vii)         reconciling items are resolved within 90 calendar days of
                        their original identification, or such other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------

                                     Investor Remittances and Reporting
----------------------- -------------------------------------------------------------- ----------------------
                        Reports to investors, including those to be filed with the
                        Commission, are maintained in accordance with the
                        transaction agreements and applicable Commission
                        requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction
                        agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or
1122(d)(3)(i)           the trustee’s records as to the total unpaid principal
                        balance and number of pool assets serviced by the servicer.
----------------------- -------------------------------------------------------------- ----------------------
                        Amounts due to investors are allocated and remitted in
                        accordance with timeframes, distribution priority and other
1122(d)(3)(ii)          terms set forth in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Disbursements made to an investor are posted within two
                        business days to the servicer’s investor records, or such
1122(d)(3)(iii)         other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or
1122(d)(3)(iv)          custodial bank statements.
----------------------- -------------------------------------------------------------- ----------------------

                                          Pool Asset Administration
----------------------- -------------------------------------------------------------- ----------------------
                        Collateral or security on pool assets is maintained as                   v
1122(d)(4)(i)           required by the transaction agreements or related asset pool documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Pool assets and related documents are safeguarded as                     v
1122(d)(4)(ii)          required by the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
1122(d)(4)(iii)         conditions or requirements in the transaction agreements
----------------------- -------------------------------------------------------------- ----------------------
                        Payments on pool assets, including any payoffs, made in
                        accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than
                        two business days after receipt, or such other number of
                        days specified in the transaction agreements, and allocated
1122(d)(4)(iv)          to principal, interest or other items (e.g., escrow) in
                        accordance with the related pool asset documents.
----------------------- -------------------------------------------------------------- ----------------------
                        The servicer’s records regarding the pool assets agree with
1122(d)(4)(v)           the servicer’s records with respect to an obligor’s unpaid principal balance.
----------------------- -------------------------------------------------------------- ----------------------
                        Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance
1122(d)(4)(vi)          with the transaction agreements and related pool asset
                        documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Loss mitigation of recovery actions (e.g., forbearance
                        plans, modifications and deed in lieu of foreclosure,
                        foreclosures and repossessions, as applicable) are
                        initiated, conducted and concluded in accordance with the
1122(d)(4)(vii)         timeframes or other requirements established by the
                        transaction documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases
1122(d)(4)(viii)        where delinquency is deemed temporary (e.g., illness or
                        unemployment).
----------------------- -------------------------------------------------------------- ----------------------
                        Adjustments to interest rates or rates of return for pool
1122(d)(4)(ix)          assets with  variable rates are computed based on the
                        related pool asset documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Regarding any funds held in trust for an obligor (such as
                        escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an
                        annual basis, or such other period specified in the
                        transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are
                        returned to the obligor within 3- calendar days of full
1122(d)(4)(x)           repayment of the related pool asset, or such other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Payments made on behalf of an obligor (such as tax ore
                        insurance payments) are made on or before the related
                        penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
                        support has been received by the service at least 30
1122(d)(4)(xi)          calendar days prior to these dates, or such other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late
1122(d)(4)(xii)         payment was due to the obligor’s error or omission.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the
                        transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible funds are
                        recognized and recorded in accordance with the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(4)(xv)          Any external enhancement or other support, identified in
                        item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------

                                                                                               EXHIBIT G-2

                             FORM OF WELLS FARGO BANK, NA CUSTODIAL AGREEMENT

                  THIS  CUSTODIAL   AGREEMENT  (as  amended  and  supplemented  from  time  to  time,  the
Agreement,  dated as of  October  31,  2006,  by and among  CITIBANK,  N.A.,  as  trustee  (including  its successors  under the Pooling and Servicing  Agreement  defined below,  the “Trustee”),  STRUCTURED  ASSET
MORTGAGE INVESTMENTS II INC., as company (together with any successor in interest,  the “Company”),  WELLS
FARGO BANK,  NATIONAL  ASSOCIATION,  as master  servicer and securities  administrator  (together with any successor  in interest or  successor  under the Pooling and  Servicing  Agreement  referred to below,  the
“Master  Servicer”  or the  “Securities  Administrator,”  as  applicable)  and WELLS FARGO BANK,  NATIONAL
ASSOCIATION,  as custodian (together with any successor in interest or any successor appointed  hereunder, the “Custodian”).

                                             WITNESSETH THAT:

                  WHEREAS,  the Company,  EMC, the Master Servicer,  the Securities  Administrator and the
Trustee have  entered into a Pooling and  Servicing  Agreement,  dated as of October 1, 2006,  relating to the issuance of Bear  Stearns  ALT-A  Trust,  Mortgage  Pass-Through  Certificates,  Series  2006-7 (as in
effect on the date of this agreement,  the “Original Pooling and Servicing  Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and

                  WHEREAS,  the  Custodian  has agreed to act as agent for the  Trustee,  on behalf of the
Certificateholders,  for the purposes of receiving and holding  certain  documents  and other  instruments relating  to the  mortgage  loans  (herein  referred  to as the  “Mortgage  Loans”)  listed on  Schedule I attached hereto (the “Mortgage Loan  Schedule”)  delivered by the Company or the Master Servicer under the
Pooling and Servicing Agreement and the Servicers under their respective  Servicing  Agreements,  all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW,  THEREFORE,  in  consideration  of  the  premises  and  the  mutual  covenants  and agreements  hereinafter set forth, the Trustee,  the Company, the Master Servicer and the Custodian hereby agree as follows:

                                                ARTICLE I.
                                               DEFINITIONS

                  Capitalized  terms  used in this  Agreement  and  not  defined  herein  shall  have  the meanings  assigned in the Original  Pooling and  Servicing  Agreement,  unless  otherwise  required by the context herein.

                                               ARTICLE II.
                                      CUSTODY OF MORTGAGE DOCUMENTS

                  Section 2.1.      Custodian  to  Act  as  Agent:   Acceptance  of  Mortgage  Files.  The
Custodian,  as the duly appointed  agent of the Trustee for these purposes,  acknowledges  (subject to any exceptions  noted in the Initial  Certification  referred to in Section  2.3(a))  receipt of the  Mortgage
Files  relating to the Mortgage  Loans  identified  on the schedule  attached  hereto and declares that it holds and will hold such  Mortgage  Files as agent for the Trustee,  in trust,  for the use and benefit of all present and future Certificateholders.

                  Section 2.2.      Recordation  of  Assignments.  If any  Mortgage  File  relating to the
Mortgage  Loans  includes  one or  more  assignments  of  Mortgage  to the  Trustee  in a state  which  is specifically  excluded from the Opinion of Counsel  delivered by the Seller to the Trustee (with a copy to the  Custodian)  pursuant to the provisions of Section 2.01 of the Pooling and Servicing  Agreement,  each such  assignment  shall be  delivered,  by the Custodian to the Company for the purpose of recording it in the  appropriate  public  office  for  real  property  records,  and the  Company,  at no  expense  to the
Custodian,  shall  promptly  cause to be  recorded  in the  appropriate  public  office for real  property records each such assignment of Mortgage and, upon receipt  thereof from such public office,  shall return each such assignment of Mortgage to the Custodian.

                  Section 2.3.      Review of Mortgage Files.

                  (1)      On or prior  to the  Closing  Date,  in  accordance  with  Section  2.02 of the
Pooling and Servicing  Agreement,  the Custodian shall deliver to the Company, the Master Servicer and the
Trustee an Initial  Certification  in the form annexed hereto as Exhibit One evidencing  receipt  (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans.

                  (2)      Within  90 days  of the  Closing  Date  (or,  with  respect  to any  Substitute
Mortgage  Loans,  within 5 Business Days after the receipt by the Trustee or the Custodian  thereof),  the
Custodian agrees, for the benefit of  Certificateholders,  to review, in accordance with the provisions of
Section 2.02 of the Pooling and Servicing  Agreement,  each such document  relating to the Mortgage Loans, and shall  deliver to the Company,  the Master  Servicer and the Trustee an Interim  Certification  in the
form annexed  hereto as Exhibit Two to the effect that all such  documents have been executed and received and that such  documents  relate to the Mortgage  Loans,  except for any  exceptions  listed on Schedule A attached to such Interim  Certification.  The  Custodian  shall be under no duty or obligation to inspect, review or examine said  documents,  instruments,  certificates  or other papers to determine that the same are genuine,  enforceable,  or  appropriate  for the  represented  purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  (3)      Not  later  than 180 days  after the  Closing  Date (or,  with  respect  to any
Substitute  Mortgage  Loans,  within 5 Business  Days after the  receipt by the  Trustee or the  Custodian thereof),  the Custodian  shall review the Mortgage  Files  relating to the Mortgage  Loans as provided in
Section 2.02 of the Pooling and Servicing  Agreement and deliver to the Company,  the Master  Servicer and the  Trustee  a  Final  Certification  in  the  form  annexed  hereto  as  Exhibit  Three  evidencing  the completeness of such Mortgage Files.

                  (4)      In reviewing  the  Mortgage  Files  relating to the Mortgage  Loans as provided herein and in the Pooling and Servicing  Agreement,  the Custodian shall make no  representation as to and shall  not be  responsible  to verify  (i) the  validity,  legality,  enforceability,  due  authorization, recordability,  sufficiency or  genuineness of any of the documents  included in any Mortgage File or (ii)
the  collectibility,  insurability,  effectiveness  or suitability of any of the documents in any Mortgage
File.

         Upon receipt of written request from EMC, the Company,  the Master  Servicer or the Trustee,  the
Custodian  shall as soon as practicable  supply the  requesting  party with a list of all of the documents relating to the Mortgage Loans missing from  the Mortgage Files.

                  Section 2.4.      Notification  of  Breaches of  Representations  and  Warranties.  Upon
discovery  by the  Custodian  of a breach of any  representation  or  warranty  made by the Company as set forth in the  Pooling and  Servicing  Agreement  with  respect to a Mortgage  Loan  relating to a Mortgage
File,  the Custodian  shall give prompt written notice to the Company,  the Master  Servicer,  the related
Servicer and the Trustee.

                  Section 2.5.      Custodian to  Cooperate:  Release of Mortgage  Files.  Upon receipt of written notice from the Master  Servicer or Trustee that EMC (the “Mortgage Loan Seller”) has  repurchased a Mortgage  Loan  pursuant to Article II of the Pooling and  Servicing  Agreement,  and that the  purchase price  therefore  has been  deposited  in the  Master  Servicer  Collection  Account  or the  Distribution
Account,  then the Custodian  agrees to promptly  release to the Mortgage Loan Seller the related Mortgage
File.

                  Upon the  Custodian’s  receipt  of a request  for  release  (a  “Request  for  Release”)
substantially  in the form of Exhibit D to the  Pooling  and  Servicing  Agreement  signed by a  Servicing
Officer of the related  Servicer  stating that it has received  payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner  customary for such purposes,  the Custodian  agrees promptly to release to the related  Servicer the related  Mortgage File. The Company shall deliver to the Custodian and the Custodian  agrees to accept the Mortgage Note and other documents  constituting  the Mortgage File with respect to any Substitute Mortgage Loan.

                  From time to time as is  appropriate  for the servicing or  foreclosure  of any Mortgage
Loan,  including,  for this purpose,  collection under any Primary Mortgage  Insurance Policy, the related
Servicer  shall deliver to the Custodian a Request for Release  signed by a Servicing  Officer  requesting that  possession of all of the Mortgage File be released to the related  Servicer and certifying as to the reason for such release and that such release  will not  invalidate  any  insurance  coverage  provided in respect of the Mortgage  Loan under any of the  Insurance  Policies.  Upon receipt of the  foregoing,  the
Custodian shall deliver the Mortgage File to the related  Servicer.  All Mortgage Files so released to the related  Servicer  shall be held by it in trust for the Trustee for the use and benefit of all present and future  Certificateholders.  The related  Servicer shall cause each Mortgage File or any document  therein so released to be returned to the  Custodian  when the need  therefore  by the related  Servicer no longer exists,  unless (i) the Mortgage Loan has been  liquidated and the  Liquidation  Proceeds  relating to the
Mortgage Loan have been deposited in the Master Servicer  Collection  Account or the Distribution  Account
or (ii) the Mortgage File or such document has been  delivered to an attorney,  or to a public  trustee or other public  official as required by law, for purposes of  initiating  or pursuing  legal action or other proceedings for the foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the related  Servicer has  delivered to the Custodian a certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document was  delivered  and the purpose or purposes of such delivery.

                  At any time that a  Servicer  is  required  to deliver to the  Custodian  a Request  for
Release,  EMC or the related  Servicer shall deliver two copies of the Request for Release if delivered in hard copy or EMC or the related  Servicer  may furnish  such  Request  for Release  electronically  to the
Custodian,  in which event the Servicing Officer  transmitting the same shall be deemed to have signed the
Request  for  Release.  In  connection  with any  Request  for  Release  of a Mortgage  File  because of a repurchase  of a Mortgage  Loan,  such  Request for  Release  shall be  accompanied  by an  assignment  of mortgage,  without  recourse,  representation or warranty from the Trustee to the Mortgage Loan Seller and the related Mortgage Note shall be endorsed without  recourse,  representation  or warranty by the Trustee
(unless  such  Mortgage  Note was a MERS Loan and not  endorsed  to the  Trustee)  and be  returned to the
Mortgage  Loan  Seller.  In  connection  with any Request for  Release of a Mortgage  File  because of the payment in full of a Mortgage  Loan,  such Request for Release shall be  accompanied  by a certificate  of satisfaction  or other  similar  instrument  to be executed by or on behalf of the Trustee and returned to
EMC or the related Servicer.

                  Section 2.6.      Assumption  Agreements.  In the event that any  assumption  agreement, substitution  of liability  agreement  or sale of servicing  agreement is entered into with respect to any
Mortgage  Loan subject to this  Agreement in accordance  with the terms and  provisions of the Pooling and
Servicing  Agreement,  the Master  Servicer,  to the extent provided in the related  Servicing  Agreement, shall cause the related  Servicer to notify the Custodian that such assumption or  substitution  agreement has been  completed by  forwarding  to the  Custodian  the  original of such  assumption  or  substitution agreement,  which shall be added to the related  Mortgage File and, for all purposes,  shall be considered a part of such  Mortgage  File to the same  extent as all other  documents  and  instruments  constituting parts thereof.

                                               ARTICLE III.
                                         CONCERNING THE CUSTODIAN

                  Section 3.1.      Custodian  as Bailee and Agent of the  Trustee.  With  respect to each
Mortgage  Note,  Mortgage and other  documents  constituting  each  Mortgage File relating to the Mortgage
Loans which are  delivered to the  Custodian,  the  Custodian is  exclusively  the bailee and agent of the
Trustee  and has no  instructions  to hold any  Mortgage  Note or  Mortgage  for the benefit of any person other than the Trustee,  holds such  documents  for the benefit of  Certificateholders  and  undertakes to perform  such duties and only such duties as are  specifically  set forth in this  Agreement.  Except upon compliance  with the  provisions of Section 2.5 of this  Agreement  with respect to any Mortgage  Loan, no
Mortgage  Note,  Mortgage or  Mortgage  File shall be  delivered  by the  Custodian  to the  Company,  the
Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2.      Reserved.

                  Section 3.3.      Custodian May Own  Certificates.  The  Custodian in its  individual or any other capacity may become the owner or pledgee of  Certificates  with the same rights it would have if it were not Custodian.

                  Section 3.4.      Master  Servicer  to Pay  Custodian’s  Fees and  Expenses.  The Master
Servicer  covenants  and agrees to pay to the  Custodian  from time to time,  and the  Custodian  shall be entitled to,  reasonable  compensation for all services  rendered by it in the exercise and performance of any of the powers and duties  hereunder of the  Custodian,  and the Master  Servicer will pay or reimburse the Custodian upon its request for all reasonable  expenses,  disbursements  and advances incurred or made by the Custodian in accordance  with any of the  provisions of this  Agreement  (including  the reasonable compensation  and the expenses and  disbursements  of its counsel and of all persons not  regularly in its employ),  except any such expense,  disbursement  or advance as may arise from its negligence or bad faith or to the extent  that such cost or expense is  indemnified  by the  Company  pursuant  to the Pooling and
Servicing Agreement.

                  Section 3.5.      Custodian May Resign Trustee May Remove  Custodian.  The Custodian may
resign from the  obligations  and duties hereby imposed upon it as such  obligations  and duties relate to its acting as Custodian of the Mortgage  Loans.  Upon  receiving such notice of  resignation,  the Trustee shall either take  custody of the Mortgage  Files  itself and give prompt  written  notice  thereof to the
Company,  the Master  Servicer and the  Custodian,  or promptly  appoint a successor  Custodian by written instrument,  in duplicate,  one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor  Custodian.  If the Trustee  shall not have taken custody of the Mortgage  Files and no successor  Custodian  shall have been so appointed  and have  accepted  appointment  within 30 days after the  giving of such  notice of  resignation,  the  resigning  Custodian  may  petition  any court of competent jurisdiction for the appointment of a successor Custodian.

                  The  Trustee  may  remove  the  Custodian  at any time with the  consent  of the  Master
Servicer.  In such event,  the Trustee shall  appoint,  or petition a court of competent  jurisdiction  to appoint,  a successor  Custodian  hereunder.  Any successor  Custodian  shall be a depository  institution subject to supervision or  examination by federal or state  authority,  shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

                  Any  resignation or removal of the Custodian and  appointment  of a successor  Custodian pursuant  to any of the  provisions  of this  Section  3.5  shall  become  effective  upon  acceptance  of appointment  by the  successor  Custodian.  The Trustee  shall give  prompt  notice to the Company and the
Master Servicer of the appointment of any successor  Custodian.  No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6.      Merger or  Consolidation  of  Custodian.  Any  Person  into  which the
Custodian may be merged or converted or with which it may be  consolidated,  or any Person  resulting from any  merger,  conversion  or  consolidation  to  which  the  Custodian  shall be a  party,  or any  Person succeeding to the business of the Custodian,  shall be the successor of the Custodian  hereunder,  without the  execution  or  filing  of any  paper or any  further  act on the part of any of the  parties  hereto,
anything  herein  to  the  contrary  notwithstanding;   provided  that  such  successor  is  a  depository
institution  subject to supervision  or  examination by federal or state  authority and is able to satisfy the other  requirements  contained  in Section  3.7 and is  unaffiliated  with the Master  Servicer or the
Company.

                  Section 3.7.      Representations  of the  Custodian.  The Custodian  hereby  represents that it is a  depository  institution  subject  to  supervision  or  examination  by a  federal  or  state authority,  has a combined capital and surplus of at least  $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                  Section 3.8.      Limitation  on  Liability.  Neither  the  Custodian  nor  any  of  its
directors,  officers, agents or employees,  shall be liable for any action taken or omitted to be taken by it or them  hereunder or in connection  herewith in good faith and reasonably  believed  (which belief may be based upon the  written  opinion or advice of counsel  selected  by it in the  exercise  of  reasonable care) by it or them to be within the purview of this  Agreement,  except for its or their own  negligence, lack of good faith or willful misconduct.  The  Custodian and any director,  officer, employee or agent of the  Custodian  may rely in good faith on any  document  of any kind prima  facie  properly  executed  and submitted  by any person with  authority  with respect to any related  matters  arising  hereunder.  In no event  shall the  Custodian  or its  directors,  officers,  agents and  employees  be held  liable for any special,  indirect or consequential  damages  resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

                  Notwithstanding  anything herein to the contrary,  the Custodian agrees to indemnify the
Trust Fund, the Trustee and each of their respective  employees,  representatives,  affiliates,  officers, directors  and  agents for any and all  liabilities,  obligations,  losses,  damages,  payments,  costs or expenses of any kind  whatsoever  that may be imposed on,  incurred by or asserted  against the Trustee or
Trust Fund or any such other respective Person,  due to any willful  misfeasance or negligent or bad faith performance or non-performance by the Custodian of its duties and  responsibilities  under this Agreement;
provided,  however,  that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount directly and solely resulting from the willful  misfeasance,  bad faith or negligence of such person,  and the Custodian’s  reliance on written  instructions  from the Trustee or the Master  Servicer.  The provisions of this Section 3.8 shall survive the  termination of this Custodial
Agreement.

                  The Custodian  and its  directors,  officers,  employees and agents shall be entitled to indemnification  and defense from the Trust Fund for any loss,  liability or expense  incurred (other than as a result of any willful  misfeasance or negligent or bad-faith  performance or non-performance on their part),  arising  out of,  or in  connection  with,  the  acceptance  or  administration  of the  custodial arrangement  created  hereunder,  including  the costs and  expenses of defending  themselves  against any claim or  liability  in  connection  with the  exercise or  performance  of any of their  powers or duties hereunder.

                                               ARTICLE IV.
                                      COMPLIANCE WITH REGULATION AB

                  Section 4.1.      Intent   of  the   parties;   Reasonableness.   The   parties   hereto
acknowledge  and agree that the purpose of this  Article IV is to  facilitate  compliance  by the Company,
Master  Servicer and the Securities  Administrator  with the provisions of Regulation AB and related rules and regulations of the Commission.  The Company,  Master Servicer and the Securities  Administrator  shall not exercise its right to request  delivery of information  or other  performance  under these  provisions other than in good faith,  or for purposes other than  compliance  with the  Securities  Act, the Exchange
Act and the rules and  regulations of the  Commission  under the Securities Act and the Exchange Act. Each of the parties hereto  acknowledges  that  interpretations  of the  requirements  of the  requirements  of
Regulation AB may change over time,  whether due to  interpretive  guidance  provided by the Commission or its staff, consensus among participants in the mortgage-backed  securities markets,  advice of counsel, or otherwise,  and agrees to comply with requests  made by the Company,  Master  Servicer and the  Securities
Administrator  in good faith for delivery of information  under these  provisions on the basis of evolving interpretations  of Regulation AB to the extent  reasonably  practicable.  The Custodian  shall  cooperate reasonably  with the Company to deliver to the  Company,  Master  Servicer  and  Securities  Administrator
(including any of their respective assignees or designees), any and all disclosure,  statements,  reports, certifications,  records and any other information  necessary in the reasonable,  good faith determination of the Company,  Master Servicer and Securities  Administrator to permit the Company,  Master Servicer and
Securities Administrator to comply with the provisions of Regulation AB.

                  Section 4.2.      Additional Representations and Warranties of the Custodian.

                  (1)      The Custodian hereby  represents and warrants that the information with respect to  the  Custodian  set  forth  in  the  Prospectus  Supplement  under  the  caption  “Description  of the
Certificates - The Custodians”  (the “Custodian  Disclosure”)  does not contain any untrue  statement of a material  fact or omit to state a material  fact  required to be stated  therein or  necessary in order to make the  statements  therein,  in the  light  of the  circumstances  under  which  they  were  made,  not misleading.

                  (2)      The  Custodian  shall be  deemed to  represent  to the  Company  as of the date hereof and on each date on which  information  is provided to the Company under  Section 4.3 that,  except as  disclosed  in writing to the  Company  prior to such date:  (i) there are no aspects of its  financial condition  that  could  have  a  material  adverse  effect  on  the  performance  by it of  its  Custodian obligations  under  this  Agreement  or  any  other  securitization  transaction  as to  which  it is  the custodian;  (ii)  there  are no  material  legal  or  governmental  proceedings  pending  (or  known to be contemplated)  against it; and (iii) there are no affiliations,  relationships or transactions relating to the Custodian with respect to the Company or any sponsor, issuing entity, servicer,  trustee,  originator, significant  obligor,  enhancement or support provider or other material  transaction party (as such terms are used in  Regulation  AB)  relating to the  securitization  transaction  contemplated  by the  Original
Pooling and  Servicing  Agreement,  as  identified  by the Company to the  Custodian  in writing as of the
Closing Date (each, a “Transaction Party”).

                  (3)      If so  requested by the Company on any date  following  the Closing  Date,  the
Custodian  shall,  within five Business Days  following  such request,  confirm in writing the accuracy of the  representations  and  warranties  set  forth  in  paragraph  (1) of  this  section  or,  if any  such representation  and  warranty is not  accurate  as of the date of such  confirmation,  provide  reasonably adequate  disclosure of the pertinent  facts, in writing,  to the requesting  party. Any such request from the Company  shall not be given more than once each  calendar  quarter,  unless the  Company  shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

                  Section 4.3.      Additional  Information to Be Provided by the  Custodian.  For so long as the  Certificates  are outstanding,  for the purpose of satisfying the Company’s  reporting  obligation under the Exchange  Act with  respect to any class of  Certificates,  the  Custodian  shall (a) notify the
Company  and  the  Securities  Administrator  in  writing  of  any  material  litigation  or  governmental proceedings  pending against the Custodian that would be material to  Certificateholders,  and (b) provide to the Company and the Securities  Administrator a written  description of such  proceedings.  Any notices and  descriptions  required  under this Section 4.3 shall be given no later than five  Business Days prior to the  Determination  Date  following the month in which the Custodian has knowledge of the occurrence of the  relevant  event.  As of the date the Company or  Securities  Administrator  files each Report on Form
10-D or Form 10-K with respect to the  Certificates,  the Custodian  will be deemed to represent  that any information  previously  provided under this Section 4.3, if any, is materially  correct and does not have any material omissions unless the Custodian has provided an update to such information.

                  Section 4.4.      Report on  Assessment  of  Compliance  and  Attestation.  On or before
March 15 of each calendar year, the Custodian shall:

                  (1)      deliver to the Company, the Master Servicer and the Securities  Administrator a
report  (in form and  substance  reasonably  satisfactory  to the  Company,  the Master  Servicer  and the
Securities  Administrator)  regarding the Custodian’s assessment of compliance with the Servicing Criteria during  the  immediately  preceding  calendar  year,  as  required  under  Rules  13a-18 and 15d-18 of the
Exchange Act and Item 1122 of  Regulation  AB. Such report  shall be addressed to the Company,  the Master
Servicer and the  Securities  Administrator  and signed by an  authorized  officer of the  Custodian,  and shall address each of the Servicing  Criteria  specified on a certification  substantially  in the form of
Exhibit Five hereto; and

                  (2)      deliver to the Master Servicer,  the Company and the Securities  Administrator,
a report of a  registered  public  accounting  firm  reasonably  acceptable  to the Master  Servicer,  the
Company and the  Securities  Administrator,  that attests to, and reports on, the assessment of compliance made by the Custodian and delivered  pursuant to the preceding  paragraph.  Such  attestation  shall be in accordance  with Rules  1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange
Act.

                  Section 4.5.      Indemnification; Remedies.

                  (1)      The Custodian shall indemnify the Company,  each affiliate of the Company,  the
Master Servicer, the Securities  Administrator,  the Trustee and each broker dealer acting as underwriter, placement agent or initial  purchaser of the  Certificates or each Person who controls any of such parties
(within  the meaning of Section 15 of the  Securities  Act and Section 20 of the  Exchange  Act);  and the
respective  present and former  directors,  officers,  employees and agents of each of the foregoing,  and shall hold each of them  harmless from and against any losses,  damages,  penalties,  fines,  forfeitures, legal fees and expenses and related costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i)      (A) any  untrue  statement  of a  material  fact  contained  or  alleged  to be
contained  in  the  Custodian  Disclosure  and  any  information,   report,  certification,   accountants’
attestation  or  other  material  provided  under  this  Article  IV by  or on  behalf  of  the  Custodian
(collectively,  the  “Custodian  Information”),  or (B) the  omission or alleged  omission to state in the
Custodian  Information a material fact required to be stated in the Custodian  Information or necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading; or

                  (ii)     any   failure  by  the   Custodian   to  deliver   any   information,   report,
certification, accountants’ attestation or other material when and as required under this Article IV.

                  (2)      In the case of any failure of  performance  described in clause (ii) of Section
4.5(1),  the Custodian shall promptly reimburse the Company,  the Securities  Administrator and the Master
Servicer  for all costs  reasonably  incurred by the Company in order to obtain the  information,  report, certification, accountants’ letter or other material not delivered as required by the Custodian.

                                                ARTICLE V.
                                         MISCELLANEOUS PROVISIONS

                  Section 5.1.      Notices.  All  notices,  requests,  consents  and  demands  and  other communications  required  under this Agreement or pursuant to any other  instrument or document  delivered hereunder shall be in writing and, unless otherwise  specifically  provided,  may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid,  return receipt  requested,  at the  addresses  specified on the  signature  page hereof  (unless  changed by the  particular  party whose address  is  stated  herein by  similar  notice  in  writing),  in which  case the  notice  will be deemed delivered when received.

                  Section 5.2.      Amendments.  No  modification  or amendment of or  supplement  to this
Agreement  shall be valid or  effective  unless the same is in writing and signed by all  parties  hereto, and  neither the  Company,  the Master  Servicer  nor the Trustee  shall enter into any  amendment  hereof except as permitted by the Pooling and  Servicing  Agreement.  The Trustee shall give prompt notice to the
Custodian  of any  amendment  or  supplement  to the  Pooling  and  Servicing  Agreement  and  furnish the
Custodian with written copies thereof.

                  Section 5.3.      GOVERNING  LAW. THIS  AGREEMENT  SHALL BE DEEMED A CONTRACT MADE UNDER
THE LAWS OF THE STATE OF NEW YORK  WITHOUT  REFERENCE  TO ITS  CONFLICTS  OF LAW RULES (OTHER THAN SECTION
5-1401 OF THE NEW YORK GENERAL  OBLIGATIONS  LAW) AND SHALL BE CONSTRUED AND ENFORCED IN  ACCORDANCE  WITH
AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  Section 5.4.      Recordation of Agreement.  To the extent  permitted by applicable law, this Agreement is subject to recordation in all  appropriate  public offices for real property  records in all the counties or other comparable  jurisdictions  in which any or all of the properties  subject to the
Mortgages  are  situated,  and in any  other  appropriate  public  recording  office  or  elsewhere,  such recordation  to be  effected  by  the  Company  and  at the  Trust’s  expense,  but  only  upon  direction accompanied  by an  Opinion of  Counsel  reasonably  satisfactory  to the  Company to the effect  that the failure to effect such  recordation  is likely to  materially  and  adversely  affect the interests of the
Certificateholders.

                  For the purpose of  facilitating  the  recordation of this Agreement as herein  provided and for other  purposes,  this  Agreement may be executed  simultaneously  in any number of  counterparts, each of which counterparts  shall be deemed to be an original,  and such counterparts shall constitute but one and the same instrument.

                  Section 5.5.      Severability  of  Provisions.  If any one or  more  of the  covenants, agreements,  provisions or terms of this Agreement shall be for any reason  whatsoever held invalid,  then such covenants,  agreements,  provisions or terms shall be deemed severable from the remaining  covenants, agreements,  provisions  or  terms  of  this  Agreement  and  shall  in no  way  affect  the  validity  or enforceability  of the other  provisions  of this  Agreement or of the  Certificates  or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                                    CITIBANK, N.A., as Trustee

388 Greenwich Street, 14th Floor
New York, New York 10013                                    By:_________________________________________
                                                            Name:
Attention: Structured Finance Agency & Trust-BSALTA 2006-7  Title:
Telecopy: (212) 816-5527

Address:                                                    STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

383 Madison Avenue                                          By:_________________________________________
New York, New York 10179                                    Name:
                                                            Title:

Address:                                                    WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master
                                                            Servicer and Securities Administrator
9062 Old Annapolis
Columbia, Maryland 21045                                    By:_________________________________________
Attention: BSALTA 2006-7                                    Name:
                                                            Title:

Address:                                                    WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

1015 10th Avenue                                            By:_________________________________________
Minneapolis, Minnesota 55414                                Name:
Attention: BSALTA 2006-7                                    Title:
Telecopier: (612) 667-1068

STATE OF NEW YORK         )
                          )ss.:
COUNTY OF NEW YORK        )

                  On the   31st day of October,  2006,  before me, a notary  public in and for said State, personally appeared  _______________,  known to me to be a _________________of  CITIBANK, N.A., a national banking  association  that  executed  the  within  instrument,  and also  known to me to be the person who executed it on behalf of said  association  and  acknowledged  to me that such  association  executed  the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                                     _____________________________
                                                                             Notary Public

[SEAL]

STATE OF MINNESOTA        )
                          ) ss.:
COUNTY OF HENNEPIN        )

                  On the 31st day of  October,  2006,  before me, a notary  public in and for said  State, personally  appeared  Leigh  Taylor,  known to me to be a Vice  President  of Wells Fargo  Bank,  National
Association,  a national banking association that executed the within instrument,  and also known to me to be the person who executed it on behalf of said  national  banking  association,  and  acknowledged  to me that such national banking association executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                                     ______________________________
                                                                             Notary Public

[SEAL]

STATE OF NEW YORK         )
                          )ss.:
COUNTY OF NEW YORK        )

                  On the 31st day of  October,  2006,  before me, a notary  public in and for said  State, personally  appeared Baron  Silverstein,  known to me to be a Senior Managing Director of Structured Asset
Mortgage  Investments II Inc., one of the companies  that executed the within  instrument,  and also known to me to be the  person  who  executed  it on behalf of said  company,  and  acknowledged  to me that such company executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                                     ______________________________
                                                                             Notary Public

[Notarial Seal]

STATE OF MARYLAND         )
                          )ss.:
COUNTY OF HOWARD          )

                  On the 31st day of  October,  2006,  before me, a notary  public in and for said  State, personally  appeared  __________________,  known to me to be a/an  _____________________  of  Wells  Fargo
Bank, National Association,  a national banking association that executed the within instrument,  and also known to me to be the  person  who  executed  it on  behalf  of said  national  banking  association,  and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                                     ______________________________
                                                                             Notary Public

[Notarial Seal]

                                                SCHEDULE I

                                          MORTGAGE LOAN SCHEDULE

                                               EXHIBIT ONE

                                 FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                                       __, 20__

----------------------------------------------------------- --------------------------------------------------------
CITIBANK, N.A.                                              Structured Asset Mortgage
388 Greenwich Street, 14th Floor                            Investments II Inc.
New York, New York 10013                                    383 Madison Avenue
Attn:  Structured Finance Agency & Trust-BSALTA 2006-7      New York, New York 10179

Wells Fargo Bank, National Association
9062 Old Annapolis
Columbia, Maryland 21045
Attention: BSALTA 2006-7

----------------------------------------------------------- --------------------------------------------------------
Attention: Structured Asset Mortgage Investments II Inc.
Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-7

                  Re:      Custodial  Agreement,  dated as of October 31, 2006,  by and among CITIBANK,  N.A., Structured Asset Mortgage Investments
                           II Inc. and Wells Fargo Bank, National  Association relating
                           to  Bear  Stearns   ALT-A  Trust,   Mortgage   Pass-Through
                           Certificates, Series 2006-7

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned  Custodial Agreement,  and subject to Section 2.02 of the Pooling and Servicing Agreement,  the undersigned,  as Custodian,  hereby certifies that it has received a Mortgage File (which  contains an original  Mortgage  Note or lost note  affidavit)
to the extent  required in Section  2.01 of the  Pooling  and  Servicing  Agreement  with  respect to each
Mortgage  Loan listed in the Mortgage Loan  Schedule,  with any  exceptions  listed on Schedule A attached hereto.

                  Capitalized  words and phrases used herein shall have the respective  meanings  assigned to them in the above-captioned Custodial Agreement.

                                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                     By:_________________________________________
                                                            Name:
                                                            Title:

                                               EXHIBIT TWO

                                 FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                                       _________, 20__

----------------------------------------------------------- --------------------------------------------------------
CITIBANK, N.A.                                              Structured Asset Mortgage
388 Greenwich Street, 14th Floor                            Investments II Inc.
New York, New York 10013                                    383 Madison Avenue
Attn:  Structured Finance Agency & Trust-BSALTA 2006-7      New York, New York 10179

Wells Fargo Bank, National Association
9062 Old Annapolis
Columbia, Maryland 21045
Attention: BSALTA 2006-7

----------------------------------------------------------- --------------------------------------------------------
Attention:  Structured Asset Mortgage Investments II Inc.
Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-7

                  Re:   Custodial Agreement, dated as of October 31, 2006, by and among
                        CITIBANK,  N.A.,  Structured Asset Mortgage Investments II Inc.
                        and Wells Fargo  Bank,  National  Association  relating to Bear
                        Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series
                        2006-7

Ladies and Gentlemen:

                  In  accordance  with  Section  2.3  of  the  above-captioned  Custodial  Agreement,  the undersigned,  as Custodian,  hereby  certifies that it has received a Mortgage File to the extent required pursuant  to Section  2.01 of the Pooling and  Servicing  Agreement  with  respect to each  Mortgage  Loan listed in the  Mortgage  Loan  Schedule,  and it has reviewed  the  Mortgage  File and the  Mortgage  Loan
Schedule and has  determined  that:  all required  documents have been executed and received and that such documents  related to the Mortgage  Loans  identified on the Mortgage Loan  Schedule,  with any exceptions listed on Schedule A attached hereto.

                  Capitalized  words and phrases used herein shall have the respective  meanings  assigned to them in the above-captioned Custodial Agreement.

                                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                     By:_________________________________________
                                                            Name:
                                                         Title:

                                              EXHIBIT THREE

                                  FORM OF CUSTODIAN FINAL CERTIFICATION

                                                                       __________, 20__

----------------------------------------------------------- --------------------------------------------------------
CITIBANK, N.A.                                              Structured Asset Mortgage
388 Greenwich Street, 14th Floor                            Investments II Inc.
New York, New York 10013                                    383 Madison Avenue
Attn:  Structured Finance Agency & Trust-BSALTA 2006-7      New York, New York 10179

Wells Fargo Bank, National Association
9062 Old Annapolis
Columbia, Maryland 21045
Attention: BSALTA 2006-7

----------------------------------------------------------- --------------------------------------------------------
Attention: Structured Asset Mortgage Investments II Inc.
Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-7

                  Re:   Custodial Agreement, dated as of October 31, 2006, by and among
                        CITIBANK,  N.A.,  Structured Asset Mortgage Investments II Inc.
                        and Wells Fargo  Bank,  National  Association  relating to Bear
                        Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series
                        2006-7

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the  above-captioned  Custodial  Agreement and subject to Section  2.02(b) of the  Pooling  and  Servicing  Agreement,  the  undersigned,  as  Custodian,  hereby certifies  that,  subject  to any  exceptions  listed on  Schedule A attached  hereto,  it has  received a
Mortgage File with respect to each Mortgage  Loan listed in the Mortgage  Loan  Schedule  containing  with respect to each such Mortgage Loan:

                  (i)   The original  Mortgage  Note,  endorsed  without  recourse (A) to the order of the
         Trustee  or (B) in the case of a Mortgage  Loan in the MERS  System,  in blank,  and in each case showing an unbroken chain of  endorsements  from the originator  thereof to the Person  endorsing it to the Trustee or a lost note affidavit together with a copy of the related Mortgage Note;

                  (ii)  the original  Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language  indicating  that such Mortgage Loan is a MOM Loan,  which shall have  been  recorded  (or if the  original  is not  available,  a copy),  with  evidence  of such recording indicated thereon;

                  (iii) unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment  (which may be in the form of a  blanket  assignment  if  permitted  in the  jurisdiction  in  which  the
         Mortgaged  Property is located) to CITIBANK,  N.A., as Trustee,  with evidence of recording  with respect to each Mortgage Loan in the name of the Trustee thereon;

                  (iv)  all intervening assignments of the Security Instrument,  if applicable and only to the extent available to the Seller with evidence of recording thereon;

                  (v)   the original or a copy of the policy or certificate of primary  mortgage  guaranty insurance, to the extent available, if any,

                  (vi)  the  original  policy  of title  insurance  or  mortgagee’s  certificate  of title insurance or commitment or binder for title insurance, and

                  (vii) originals of all modification agreements, if applicable and available.

                  Capitalized  words and phrases used herein shall have the respective  meanings  assigned to them  in the  above-captioned  Custodial  Agreement  or in the  Pooling  and  Servicing  Agreement,  as
applicable.

                                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                     By:_________________________________________
                                                            Name:
                                                            Title:

                                               EXHIBIT FOUR

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by the Custodian shall address,  at a minimum,  the criteria identified as below as “Applicable Servicing Criteria”;

-------------------------------------------------------------------------------------- ----------------------
                                                                                            Applicable
                                 Servicing Criteria                                     Servicing Criteria
-------------------------------------------------------------------------------------- ----------------------
----------------------- -------------------------------------------------------------- ----------------------
      Reference                                   Criteria
----------------------- -------------------------------------------------------------- ----------------------
                                      General Servicing Considerations
----------------------- -------------------------------------------------------------- ----------------------
                        Policies and procedures are instituted to monitor any
                        performance or other triggers and events of default in
1122(d)(1)(i)           accordance with the transaction agreements
----------------------- -------------------------------------------------------------- ----------------------
                        If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor
1122(d)(1)(ii)          the third party’s performance and compliance with such
                        servicing activities
----------------------- -------------------------------------------------------------- ----------------------
                        Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)         back-up servicer for the pool assets are maintained.
----------------------- -------------------------------------------------------------- ----------------------
                        A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                        throughout the reporting period in the amount of coverage
1122(d)(1)(iv)          required by and otherwise in accordance with the terms of
                        the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                                     Cash Collection and Administration
----------------------- -------------------------------------------------------------- ----------------------
                        Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt and
1122(d)(2)(i)           identification, or such other number of days specified in
                        the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Disbursements made via wire transfer on behalf of an obligor
1122(d)(2)(ii)          or to an investor are made only by authorized personnel.
----------------------- -------------------------------------------------------------- ----------------------
                        Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                        charged for such advances are made, reviewed and approved as
1122(d)(2)(iii)         specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        The related accounts for the transaction, such as cash
                        reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with
1122(d)(2)(iv)          respect to commingling of cash) as set forth in the
                        transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                        agreements.  For purposes of this criterion, “federally
                        insured depository institutions” with respect to a foreign financial institution means a foreign financial institution
1122(d)(2)(v)           that meets the requirements of Rule 13k-1(b)(1) of the
                        Securities Exchange Act.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent
                        unauthorized access.
----------------------- -------------------------------------------------------------- ----------------------
                        Reconciliations are prepared on a monthly basis for all
                        asset-backed securities related bank accounts, including
                        custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B)
                        prepared within 30 calendar days after the bank statement
                        cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than ther person who prepared the reconciliations; and
                        (D) contain explanations for reconciling items, These
1122(d)(2)(vii)         reconciling items are resolved within 90 calendar days of
                        their original identification, or such other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------

                                     Investor Remittances and Reporting
----------------------- -------------------------------------------------------------- ----------------------
                        Reports to investors, including those to be filed with the
                        Commission, are maintained in accordance with the
                        transaction agreements and applicable Commission
                        requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction
                        agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or
1122(d)(3)(i)           the trustee’s records as to the total unpaid principal
                        balance and number of pool assets serviced by the servicer.
----------------------- -------------------------------------------------------------- ----------------------
                        Amounts due to investors are allocated and remitted in
                        accordance with timeframes, distribution priority and other
1122(d)(3)(ii)          terms set forth in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Disbursements made to an investor are posted within two
                        business days to the servicer’s investor records, or such
1122(d)(3)(iii)         other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or
1122(d)(3)(iv)          custodial bank statements.
----------------------- -------------------------------------------------------------- ----------------------

                                          Pool Asset Administration
----------------------- -------------------------------------------------------------- ----------------------
                        Collateral or security on pool assets is maintained as                   v
1122(d)(4)(i)           required by the transaction agreements or related asset pool documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Pool assets and related documents are safeguarded as           v*
1122(d)(4)(ii)          required by the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
1122(d)(4)(iii)         conditions or requirements in the transaction agreements
----------------------- -------------------------------------------------------------- ----------------------
                        Payments on pool assets, including any payoffs, made in
                        accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than
                        two business days after receipt, or such other number of
                        days specified in the transaction agreements, and allocated
1122(d)(4)(iv)          to principal, interest or other items (e.g., escrow) in
                        accordance with the related pool asset documents.
----------------------- -------------------------------------------------------------- ----------------------
                        The servicer’s records regarding the pool assets agree with
1122(d)(4)(v)           the servicer’s records with respect to an obligor’s unpaid principal balance.
----------------------- -------------------------------------------------------------- ----------------------
                        Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance
1122(d)(4)(vi)          with the transaction agreements and related pool asset
                        documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Loss mitigation of recovery actions (e.g., forbearance
                        plans, modifications and deed in lieu of foreclosure,
                        foreclosures and repossessions, as applicable) are
                        initiated, conducted and concluded in accordance with the
1122(d)(4)(vii)         timeframes or other requirements established by the
                        transaction documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases
1122(d)(4)(viii)        where delinquency is deemed temporary (e.g., illness or
                        unemployment).
----------------------- -------------------------------------------------------------- ----------------------
                        Adjustments to interest rates or rates of return for pool
1122(d)(4)(ix)          assets with  variable rates are computed based on the
                        related pool asset documents.
----------------------- -------------------------------------------------------------- ----------------------
                        Regarding any funds held in trust for an obligor (such as
                        escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an
                        annual basis, or such other period specified in the
                        transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are
                        returned to the obligor within 3- calendar days of full
1122(d)(4)(x)           repayment of the related pool asset, or such other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Payments made on behalf of an obligor (such as tax ore
                        insurance payments) are made on or before the related
                        penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
                        support has been received by the service at least 30
1122(d)(4)(xi)          calendar days prior to these dates, or such other number of days specified in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
                        Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late
1122(d)(4)(xii)         payment was due to the obligor’s error or omission.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the
                        transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible funds are
                        recognized and recorded in accordance with the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------
1122(d)(4)(xv)          Any external enhancement or other support, identified in
                        item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
----------------------- -------------------------------------------------------------- ----------------------

* Only with respect to the logistics of adding, removing or substituting loan files.

                                                                                               EXHIBIT H-1

                                        EMC Mortgage Corporation,

                                                Purchaser

                                                   and

                                      Countrywide Home Loans, Inc.,

                                                 Company

---------------------------------------------------------------------------------------

                                SELLER'S WARRANTIES AND SERVICING AGREEMENT

                                       Dated as of September 1, 2002

---------------------------------------------------------------------------------------

                                Residential Adjustable Rate Mortgage Loans

                                                                                                              Page
ARTICLE I

                    DEFINITIONS
ARTICLE II

                    CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                    BOOKS AND RECORDS; DELIVERY OF DOCUMENTS
   Section 2.01       Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of

ARTICLE III

                    REPRESENTATIONS AND WARRANTIES;
                    REMEDIES AND BREACH

   Section 3.06       Restrictions and Requirements Applicable in the Event
                      that a Mortgage Loan is Acquired by a REMIC................................................30
   Section 3.07       Review of Mortgage Loans...................................................................31

ARTICLE IV

                    ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE V

                    PAYMENTS TO PURCHASER

ARTICLE VI

                    GENERAL SERVICING PROCEDURES

ARTICLE VII

                    AGENCY TRANSFER; PASS-THROUGH TRANSFER
   Section 7.01       Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency
                      Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates...................52
   Section 7.02       Purchaser's Repurchase and Indemnification Obligations.....................................53

ARTICLE VIII

                    COMPANY TO COOPERATE
   Section 8.01       Provision of Information...................................................................53
   Section 8.02       Financial Statements; Servicing Facility...................................................54

ARTICLE IX

                    THE COMPANY

ARTICLE X

                    DEFAULT
   Section 10.01      Events of Default..........................................................................56
   Section 10.02      Waiver of Defaults.........................................................................58

ARTICLE XI

                    TERMINATION
   Section 11.01      Termination................................................................................58
   Section 11.02      Termination Without Cause..................................................................58

ARTICLE XII

                    MISCELLANEOUS PROVISIONS

                                                 EXHIBITS

EXHIBIT A                  MORTGAGE LOAN SCHEDULE
EXHIBIT B                  CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C                  MORTGAGE LOAN DOCUMENTS
EXHIBIT D-1                FORM OF CUSTODIAL ACCOUNT
                           CERTIFICATION
EXHIBIT D-2                FORM OF CUSTODIAL ACCOUNT
                           LETTER AGREEMENT
EXHIBIT E-1                FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2                FORM OF ESCROW ACCOUNT
                           LETTER AGREEMENT
EXHIBIT F                  FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT G                  FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H                  UNDERWRITING GUIDELINES

                  This is a Seller's  Warranties and Servicing  Agreement for residential  adjustable rate first lien  mortgage  loans,  dated and  effective as of September  1, 2002,  and is executed  between EMC
Mortgage  Corporation,  as purchaser (the  "Purchaser"),  and Countrywide Home Loans,  Inc., as seller and servicer (the "Company").

                                           W I T N E S S E T H:

                  WHEREAS,  from time to time the  Purchaser  has agreed to purchase  from the Company and from time to time the Company has agreed to sell to the Purchaser  certain  Mortgage Loans  (excluding the right to service the Mortgage Loans which the Company expressly retains);

                  WHEREAS,  each of the  Mortgage  Loans is secured by a mortgage,  deed of trust or other security  instrument  creating  a  first  lien  on a  residential  dwelling  located  in the  jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed hereto as Exhibit A;
         WHEREAS,  the Company has agreed to service,  from time to time,  certain of the  Mortgage  Loans acquired by the Purchaser in accordance with the terms and provisions of this Agreement; and

         WHEREAS,  the  Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage
Loans and the  management,  servicing  and  control  of the  Mortgage  Loans  which  from time to time are subject to this Agreement.

                  NOW,  THEREFORE,  in consideration of the mutual  agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the
Purchaser and the Company agree as follows:

                                               DEFINITIONS

                  Whenever used herein,  the  following  words and phrases,  unless the context  otherwise requires, shall have the following meanings:

                  Accepted  Servicing  Practices:  With  respect  to any  Mortgage  Loan,  those  mortgage servicing  practices of prudent  mortgage  lending  institutions  which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

                  Agency  Transfer:  The sale or  transfer  by  Purchaser  of some or all of the  Mortgage
Loans to Fannie Mae under its Cash Purchase  Program or its MBS Swap Program  (Special  Servicing  Option)
or to  Freddie  Mac under its  Freddie  Mac Cash  Program or Gold PC  Program,  retaining  the  Company as
"servicer thereunder".

                  Agreement:  This Seller's  Warranties and Servicing  Agreement and all amendments hereof and supplements hereto.

                  ALTA:  The American Land Title Association or any successor thereto.

                  Appraised  Value:  The value  set  forth in an  appraisal  made in  connection  with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

                  Approved  Flood  Certification  Provider:  Any  provider  acceptable  to Fannie  Mae and
Freddie Mac.

                  Assignment  and  Conveyance:  An Assignment  and  Conveyance in the form of Exhibit 6 to the  Mortgage  Loan  Purchase  Agreement  dated as of the date  hereof,  by and between the Seller and the
Purchaser.

                  Assignment  of  Mortgage:  An  assignment  of  the  Mortgage,   notice  of  transfer  or
equivalent  instrument in  recordable  form,  sufficient  under the laws of the  jurisdiction  wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

                  BIF:  The Bank Insurance Fund, or any successor thereto.

                  Business  Day:  Any day other  than (i) a  Saturday  or  Sunday,  or (ii) a day on which banking  and  savings and loan  institutions  in the State of New York or  California  are  authorized  or obligated by law or executive order to be closed.

                  Closing  Date:  The date set forth on the related  Confirmation  on which the  Purchaser from time to time shall  purchase and the Company from time to time shall sell,  the Mortgage Loans listed on the related Mortgage Loan Schedule.

                  Code:  The  Internal  Revenue  Code of 1986,  as it may be amended  from time to time or any  successor  statute  thereto,  and  applicable  U.S.  Department  of the Treasury  regulations  issued pursuant thereto.

                  Company:  Countrywide  Home Loans,  Inc.,  or its  successor in interest or assigns,  or any successor to the Company under this Agreement appointed as herein provided.

                  Condemnation  Proceeds:  All awards or settlements  in respect of a Mortgaged  Property, whether  permanent  or  temporary,  partial  or entire,  by  exercise  of the power of  eminent  domain or condemnation,  to the extent not  required to be released to a Mortgagor in  accordance  with the terms of the related Mortgage Loan Documents.

                  Confirmation:  The trade  confirmation  letter  between the parties hereto which relates to the Mortgage Loans on the related Closing Date.

                  Convertible  Mortgage  Loan: Any  individual  Mortgage Loan  purchased  pursuant to this
Agreement  which  contains a provision  whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate  mortgage loan at any time between the first  anniversary  and the fifth  anniversary  of the origination of the mortgage loan.

                  Custodial  Account:  The separate  account or accounts  created and maintained  pursuant to Section 4.04.

                  Custodial Agreement:  That certain Custodial Agreement,  dated as of November 23,1999 by and between the Purchaser and Wells Fargo Bank Minnesota, N.A.

                  Custodian:  The Custodian  under the Custodial  Agreement,  or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

                  Cut-off Date: The date set forth on the related Confirmation.

                  Deleted  Mortgage  Loan:  A  Mortgage  Loan  which  is  repurchased  by the  Company  in accordance  with the terms of this  Agreement  and which is,  in the case of a  substitution  pursuant  to
Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

                  Determination  Date:  The  15th  day (or if such  15th day is not a  Business  Day,  the
Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

                  Disqualified  Organization:  An  organization  defined as such in Section 860E(e) of the
Code.

                  Due  Date:  The day of the  month on which  the  Monthly  Payment  is due on a  Mortgage
Loan,  exclusive  of any days of grace.  With  respect to the  Mortgage  Loans for which  payment from the
Mortgagor is due on a day other than the first day of the month,  such  Mortgage  Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

                  Due Period:  With respect to each Remittance Date, the prior calendar month.

                  Eligible  Investments:  Any one or more of the obligations  and securities  listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                     direct  obligations  of, and  obligations  fully  guaranteed by, the United States of
         America,  or any agency or  instrumentality  of the United States of America the  obligations  of which are backed by the full faith and credit of the United States of America; and

                     federal  funds,  demand  and time  deposits  in,  certificates  of  deposits  of,  or bankers'  acceptances  issued by, any  depository  institution or trust company  incorporated  or organized  under the laws of the United  States of America or any state  thereof  and  subject to supervision and examination by federal and/or state banking  authorities,  so long as at the time of such investment or contractual  commitment  providing for such investment the commercial paper or other  short-term  debt  obligations of such  depository  institution or trust company (or, in the case of a depository  institution  or trust company  which is the  principal  subsidiary of a holding  company,  the  commercial  paper or other  short-term  debt  obligations of such holding company) are rated "P-1" by Moody's  Investors  Service,  Inc. and the long-term debt obligations of such holding  company) are rated "P-1" by Moody's  Investors  Service,  Inc. and the long-term debt  obligations  of  such  depository  institution  or  trust  company  (or,  in the  case of a depository  institution or trust company which is the principal  subsidiary of a holding company, the  long-term  debt  obligations  of such  holding  company)  are rated at least "Aa" by Moody's
         Investors Service, Inc.; investments and securities otherwise acceptable to Fannie Mae and Freddie
         Mac.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

                  Errors and Omissions  Insurance Policy:  An errors and omissions  insurance policy to be maintained by the Company pursuant to Section 4.12.

                  Escrow  Account:  The separate  account or accounts  created and maintained  pursuant to
Section 4.06.

                  Escrow  Payments:  With respect to any Mortgage  Loan, the amounts  constituting  ground rents,  taxes,  assessments,  water rates, sewer rents,  municipal charges,  mortgage insurance  premiums, fire and hazard insurance premiums,  condominium  charges,  and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

                  Event of Default:  Any one of the  conditions  or  circumstances  enumerated  in Section
10.01.

                  Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

                  Fannie Mae Guides:  The Fannie Mae Sellers'  Guide and the Fannie Mae  Servicers'  Guide
and all amendments or additions thereto.

                  FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

                  Fidelity  Bond:  A fidelity  bond to be  maintained  by the Company  pursuant to Section
4.12.

                  First Remittance Date:  As stated in the related Mortgage Loan Purchase Agreement.

                  5/1  ARM  Mortgage  Loan:  Any  individual  Mortgage  Loan  purchased  pursuant  to this
Agreement  which  contains a provision  whereby the interest  rate on such  Mortgage Loan is fixed for the first five (5) years of the term of the related  Mortgage  Loan and which  thereafter  is  converted  to a
Treasury Rate  Mortgage Loan or a LIBOR  Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

                  Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  GEMICO:  General Electric Mortgage Insurance Corporation or any successor thereto.

                  Gross  Margin:  With respect to each  Mortgage  Loan,  the fixed  percentage  amount set forth on the related  Mortgage  Note,  which amount is added to the Index in accordance  with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment  Date, the Mortgage  Interest Rate
for such Mortgage Loan.

                  Index:  With respect to any individual  Treasury Rate Mortgage Loan, and with respect to any  individual  10/1 ARM Mortgage Loan,  5/1 ARM Mortgage Loan or 3/1 ARM Mortgage Loan  commencing  from and after the 120th Monthly  Payment,  sixtieth  Monthly  Payment,  or the  thirty-sixth  Monthly  Payment thereof,  respectively,  Index  shall  mean a rate per annum  equal to the  weekly  average  yield on U.S.
Treasury  securities  adjusted to a constant  maturity  of one year as  published  by the Federal  Reserve
Board in statistical  release No. H 15 (519) or any similar  publication as available 45 days prior to the
Interest Rate  Adjustment  Date.  With respect to any individual  LIBOR Mortgage Loan,  Index shall mean a rate per annum equal to the average of interbank  offered rates for twelve month U.S.  dollar  denominated deposits in the London  market as determined as set forth in the related  Mortgage  Note.  With respect to any  individual CD Mortgage  Loan,  Index shall mean a rate per annum equal to the weekly average yield on certificates  of  deposit  adjusted  to a constant  maturity  of six months as  published  by the  Federal
Reserve Board in statistical  release No. H 15 (519) or similar  publication as available 45 days prior to the Interest Rate Adjustment Date.

                  Initial  Rate Cap:  With respect to each  Mortgage  Loan and the initial  Interest  Rate
Adjustment  Date  therefor,  a number of  percentage  points  per annum  that is set forth in the  related
Mortgage  Loan  Schedule  and in the  related  Mortgage  Note,  which is the  maximum  amount by which the
Mortgage  Interest Rate for such  Mortgage  Loan may increase or decrease from the Mortgage  Interest Rate in effect immediately prior to such Interest Rate Adjustment Date.

                  Insurance  Proceeds:   With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  Interest  Rate  Adjustment  Date:  The  date on  which  an  adjustment  to the  Mortgage
Interest Rate on a Mortgage Note becomes effective.

                  LIBOR Mortgage Loan: Any individual  Mortgage Loan purchased  pursuant to this Agreement which  contains a provision  whereby the interest rate on such Mortgage  Loan is adjusted  annually  based upon the rate per annum equal to the  average of  interbank  offered  rates for twelve  month U.S.  dollar denominated deposits in the London market as published in The Wall Street Journal.

                  Lifetime  Mortgage  Interest Rate Cap: With respect to each Mortgage  Loan, the absolute maximum Mortgage  Interest Rate payable,  above which the Mortgage  Interest Rate cannot be adjusted.  The
Mortgage  Interest  Rate  during the term of a Mortgage  Loan  shall not at any time  exceed the  Mortgage
Interest Rate at the time of origination of such Mortgage Loan by more than 5% per

                  Liquidation  Proceeds:  Cash received in connection  with the liquidation of a defaulted
Mortgage Loan, whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise,  or the sale of the related  Mortgaged  Property if the Mortgaged  Property is acquired in satisfaction of the Mortgage Loan.

                  Loan-to-Value  Ratio  or LTV:  With  respect  to any  Mortgage  Loan,  the  ratio of the
Stated  Principal  Balance  of the  Mortgage  Loan  as of  the  related  Cut-off  Date  (unless  otherwise indicated)  to the lesser of (a) the  Appraised  Value of the  Mortgaged  Property and (b) if the Mortgage
Loan was made to finance the  acquisition  of the related  Mortgaged  Property,  the purchase price of the
Mortgaged Property, expressed as a percentage.

                  LPMI Loan:        A Mortgage Loan with a LPMI Policy.

                  LPMI Policy:      A policy of  primary  mortgage  guaranty  insurance  issued by another
Qualified  Insurer  pursuant  to which the  related  premium is to be paid by the  Servicer of the related
Mortgage  Loan  from  payments  of  interest  made by the  Mortgagor  in an  amount as is set forth in the related Confirmation and related Mortgage Loan Schedule.

                  LPMI Fee: With respect to each LPMI Loan,  the portion of the Mortgage  Interest Rate as set forth on the related  Mortgage Loan Schedule (which shall be payable solely from the interest  portion of Monthly Payments,  Insurance Proceeds,  Condemnation Proceeds or Liquidation  Proceeds),  which, during such period prior to the required  cancellation  of the LPMI Policy,  shall be used to pay the premium due on the related LPMI Policy.

                  MERS:  Mortgage  Electronic  Registration  Systems,  Inc., a  corporation  organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

                  MERS System: The system of recording  transfers of mortgages  electronically  maintained by MERS.

                  MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

                  Monthly  Advance:  The  portion  of  Monthly  Payment  delinquent  with  respect to each
Mortgage  Loan at the close of business on the  Determination  Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day  immediately  preceding  the  Remittance  Date of the related month.

                  Monthly  Payment:  The  scheduled  monthly  payment  of  principal  and  interest  on  a
Mortgage Loan.

                  Mortgage:  The mortgage,  deed of trust or other  instrument  securing a Mortgage  Note, which  creates a first  lien on an  unsubordinated  estate in fee  simple in real  property  securing  the
Mortgage Note.

                  Mortgage  File:  The items  pertaining  to a  particular  Mortgage  Loan  referred to in
Exhibit  B  annexed  hereto,  and any  additional  documents  required  to be added to the  Mortgage  File pursuant to this Agreement.

                  Mortgage   Impairment   Insurance  Policy:  A  mortgage  impairment  or  blanket  hazard insurance policy as described in Section 4.11.

                  Mortgage  Interest Rate: The annual rate at which Interest  accrues on any Mortgage Loan as adjusted  from time to time in  accordance  with the  provisions  of the related  Mortgage  Note and in compliance with the related Initial Rate Cap,  Lifetime  Mortgage Interest Rate Cap and Periodic Rate Cap,
if any, of the related Mortgage Note.

                  Mortgage Loan: An individual  Convertible or Non-Convertible,  Treasury Rate, LIBOR, 5/1
ARM, or 3/1 ARM Mortgage Loan which is the subject of this  Agreement,  each Mortgage Loan originally sold and subject to this  Agreement  being  identified  on the Mortgage  Loan  Schedule,  which  Mortgage  Loan includes without limitation the Mortgage File, the Monthly Payments,  Principal  Prepayments,  Liquidation
Proceeds,  condemnation  proceeds,  Insurance Proceeds,  REO disposition  proceeds,  and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                  Mortgage Loan Documents:  The documents listed in Exhibit C hereto.

                  Mortgage  Loan  Package:  A pool of Mortgage  Loans sold to the Purchaser by the Company on a Closing Date.

                  Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest  remitted to the  Purchaser,  which shall be equal to the  Mortgage  Interest  Rate minus (i) the
Servicing Fee Rate and (ii) with respect to LPMI Loans, the LPMI Fee.

                  Mortgage  Loan  Schedule:  With respect to each  Mortgage  Loan  Package,  a schedule of
Mortgage  Loans annexed  hereto as Annex A, such schedule  setting  forth the following  information  with respect to each Mortgage Loan: (1) the Company's  Mortgage Loan  identifying  number;  (2) the Mortgagor's name;  (3) the street  address of the Mortgaged  Property  including the city,  state and zip code;  (4) a code  indicating  whether the  Mortgaged  Property  is  owner-occupied  a second  home,  or an  investment property;  (5) the number and type of  residential  units  constituting  the Mortgaged  Property;  (6) the original months to maturity;  (7) the Loan-to-Value  Ratio at origination;  (8) the Mortgage Interest Rate as of the Cut-off Date;  (9) the date on which the initial  Monthly  Payment was due on the Mortgage Loan;
(10) the stated  maturity date;  (11) the amount of the Monthly  Payment as of the Cut-off Date;  (12) the
last payment date on which a payment was actually applied to the outstanding  principal balance;  (13) the original  principal  amount of the Mortgage  Loan;  (14) the principal  balance of the Mortgage Loan as of the close of business on the Cut-off Date,  after  deduction of payments of principal due on or before the
Cut-off Date whether or not collected;  (15) a code  indicating  the purpose of the loan (i.e.,  purchase, rate and term  refinance,  equity take-out  refinance);  (16) a code  indicating the  documentation  style
(i.e. full,  alternative or reduced);  (17) the Interest Rate Adjustment Date; (18) the Gross Margin; (19)
the  lifetime  maximum  Mortgage  Interest  Rate under the terms of the Mortgage  Note;  (20) the date the
Mortgage Loan was  originated;  (21) the Periodic Rate Cap; (22) a code  indicating the company  providing private  mortgage  insurance;  (23) a code  indicating  if the  Mortgage  Loan is  convertible;  (24)  the
Servicing  Fee Rate;  (25) the LPMI Fee,  if any;  and (26) the  Initial  Rate Cap.  With  respect  to the
Mortgage  Loans in the aggregate,  the Mortgage Loan Schedule  shall set forth the following  information, as of the  Cut-off  Date:  (1) the  number  of  Mortgage  Loans;  (2) the  current  aggregate  outstanding principal  balance of the Mortgage Loans; (3) the weighted average Mortgage  Interest Rate of the Mortgage
Loans;  and (4) the weighted  average  maturity of the Mortgage  Loans.  The  Mortgage  Loan  Schedule may
consist of multiple reports that collectively set forth all of the required information.

                  Mortgage  Note: The note or other evidence of the  indebtedness  of a Mortgagor  secured by a Mortgage.

                  Mortgaged  Property:  The real property  securing  repayment of the debt  evidenced by a
Mortgage Note.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Non-Convertible  Mortgage Loan: Any individual  Mortgage Loan purchased pursuant to this
Agreement  which does not contain a provision  whereby the  Mortgagor  may convert the Mortgage  Loan to a fixed-rate mortgage loan.

                  Officer's  Certificate:  A  certificate  signed by the Chairman of the Board or the Vice
Chairman of the Board or the  President  or a Vice  President or an assistant  Vice  President  and by the
Treasurer or the Secretary or one of the Assistant  Treasurers  or Assistant  Secretaries  of the Company,
and delivered to the Purchaser as required by this Agreement.

                  Opinion  of  Counsel:  A written  opinion  of  counsel,  who may be an  employee  of the
Company,  reasonably  acceptable  to the  Purchaser,  provided  that any  Opinion of Counsel  relating  to compliance  with the REMIC  Provisions,  must be an opinion of counsel who (i) is in fact  independent  of the Company and any master  servicer of the  Mortgage  Loans,  (ii) does not have any  material  direct or indirect  financial  interest  in the  Company  or any  master  servicer  of the  Mortgage  Loans or in an affiliate  of either and (iii) is not  connected  with the Company or any master  servicer of the Mortgage
Loans as an officer, employee, director or person performing similar functions.

                  Pass-Through  Transfer:  The sale or transfer of some or all of the Mortgage  Loans to a trust to be formed as part of a  publicly-issued  and/or  privately  placed,  rated or  unrated,  mortgage pass-through  transaction,  retaining  the  Company  as  "servicer"  (with or  without a master  servicer)
thereunder.

                  Periodic Rate Cap: With respect to each  Mortgage  Loan,  the provision of each Mortgage
Note which  provides  for an absolute  maximum  amount by which the  Mortgage  Interest  Rate  therein may increase or decrease on an Interest Rate  Adjustment  Date above the Mortgage  Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

                  Person:  Any  individual,   corporation,   partnership,   joint  venture,   association,
joint-stock  company,  trust,  unincorporated   organization,   government  or  any  agency  or  political
subdivision thereof.

                  PMI:  PMI Mortgage Insurance Co., or any successor thereto.

                  PMI  Policy:  A policy of primary  mortgage  guaranty  insurance  issued by a  Qualified
Insurer, as required by this Agreement with respect to certain Mortgage Loans.

                  Pool Insurer:  Any of GEMICO, PMI or UGI.

                  Prepayment  Interest  Shortfall  Amount:  With  respect  to any  Mortgage  Loan that was subject to a Principal  Prepayment in full or in part during any Due Period,  which  Principal  Prepayment was applied to such Mortgage Loan prior to such  Mortgage  Loan's Due Date in such Due Period,  the amount of  interest  (net the  related  Servicing  Fee) that would have  accrued on the amount of such  Principal
Prepayment during the period  commencing on the date as of which such Principal  Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

                  Prime Rate:  The prime rate  announced  to be in effect from time to time,  as published as the average rate in the "Money Rates" section of The Wall Street Journal.

                  Principal  Prepayment:  Any payment or other  recovery of principal  on a Mortgage  Loan which is  received in advance of its  scheduled  Due Date,  including  any  prepayment  penalty or premium thereon and which is not accompanied by an amount of interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Principal  Prepayment  Period:  The  month  preceding  the  month in which  the  related
Remittance Date occurs.

                  Purchaser:  EMC Mortgage  Corporation  or its  successor in interest or any successor to the Purchaser under this Agreement as herein provided.

                  Qualified  Depository:  A  depository  the  accounts  of which are  insured  by the FDIC through  the BIF or the SAIF or the debt  obligations  of which  are  rated AA (or the  equivalent  rating category) or better by national recognized statistical rating organization.

                  Qualified  Insurer:  A mortgage guaranty  insurance company duly authorized and licensed where  required by law to transact  mortgage  guaranty  insurance  business  and approved as an insurer by
Fannie Mae or Freddie Mac.

                  Qualified  Substitute  Mortgage  Loan: A mortgage loan eligible to be substituted by the
Company  for a  Deleted  Mortgage  Loan  which  must,  on the  date  of  such  substitution,  (i)  have an
outstanding  principal  balance,   after  deduction  of  all  scheduled  payments  due  in  the  month  of substitution  (or in the case of a  substitution  of more than one  mortgage  loan for a Deleted  Mortgage
Loan,  an  aggregate  principal  balance),  not in excess of the Stated  Principal  Balance of the Deleted
Mortgage Loan;  (ii) have a Mortgage Loan  Remittance Rate not less than and not more than 2% greater than the Mortgage Loan  Remittance Rate of the Deleted  Mortgage Loan;  (iii) have a remaining term to maturity not  greater  than and not more than one year less than that of the  Deleted  Mortgage  Loan;  (iv) have a
Gross Margin not less than that of the Deleted  Mortgage  Loan;  (v) comply with each  representation  and warranty  set  forth in  Sections  3.01 and 3.02;  (v) use the same  Index for  determining  the  Mortgage
Interest Rate as the Deleted  Mortgage Loan;  (vi) have the same provision with respect to  convertibility as the Deleted Mortgage Loan; and (viii) be a REMIC Eligible Mortgage Loan.

                  Rating  Agency:  Any of  Fitch,  Moody's  or  Standard  &  Poor's  or  their  respective successors designed by the Purchaser.

                  Reconstitution  Agreements:  The agreement or agreements  entered into by the Purchaser, the  Company,  Fannie Mae or Freddie  Mac or certain  third  parties on the  Reconstitution  Date(s)  with respect  to any or all of the  Mortgage  Loans  serviced  hereunder,  in  connection  with a  Pass-Through
Transfer or an Agency Transfer as set forth in Section 7.01,  including,  but not limited to, (i) a Fannie
Mae  Mortgage  Selling  and  Servicing  Contract,  a Pool  Purchase  Contract,  and any and all  servicing agreements  and  tri-party  agreements  reasonably  required  by Fannie  Mae with  respect to a Fannie Mae
Transfer,  (ii) a Purchase Contract and all purchase  documents  associated  therewith as set forth in the
Freddie Mac Sellers' & Servicers'  Guide,  and any and all servicing  agreements and tri-party  agreements reasonably  required  by Freddie  Mac with  respect to a Freddie  Mac  Transfer,  and (iii) a Pooling  and
Servicing  Agreement  and/or  a  subservicing/master   servicing  agreement  and  related  custodial/trust
agreement and related  documents  with respect to a  Pass-Through  Transfer.  Such agreement or agreements shall  prescribe the rights and  obligations  of the Company in servicing the related  Mortgage  Loans and shall provide for servicing  compensation to the Company  (calculated on a weighted  average basis for all the related  Mortgage Loans as of the  Reconstitution  Date),  net of any guarantee fees due Fannie Mae or
Freddie Mac, if  applicable,  at least equal to the Servicing Fee due the Company in accordance  with this
Agreement or the servicing fee required  pursuant to the  Reconstitution  Agreement.  The form of relevant
Reconstitution  Agreement to be entered into by the Purchaser  and/or  master  servicer or trustee and the
Company with respect to Pass-Through  Transfers shall be reasonably  satisfactory in form and substance to the  Purchaser and the Company,  shall not material  increase the  Company's  obligations  or diminish the
Company's  rights  hereunder and the  representations  and warranties and servicing  provisions  contained therein shall be substantially  similar to those contained in this Agreement,  unless  otherwise  mutually agreed by the parties.

                  Reconstitution  Date:  The  date or  dates on  which  any or all of the  Mortgage  Loans serviced  under this  Agreement  shall be removed  from this  Agreement  and  reconstituted  as part of an
Agency Transfer or a Pass-Through  Transfer  pursuant to Section 7.01 hereof.  On such date or dates,  the
Mortgage  Loans  transferred  shall  cease to be covered by this  Agreement  and the  Company's  servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

                  Record  Date:  The close of business  of the last  Business  Day of the month  preceding the month of the related Remittance Date.

                  REMIC: A "real estate  mortgage  investment  conduit" within the meaning of Section 860D of the Code.

                  REMIC  Documents:  The document or documents  creating and governing the  administration of a REMIC.

                  REMIC  Eligible  Mortgage Loan: A Mortgage Loan held by a REMIC which  satisfies  and/or complies with all applicable REMIC Provisions.

                  REMIC  Provisions:  Provisions of the federal income tax law relating to a REMIC,  which appear at Section  860A through 86OG of  Subchapter  M of Chapter 1,  Subtitle A of the Code,  and related provisions,  and regulations,  rulings or pronouncements  promulgated thereunder,  as the foregoing may be in effect from time to time.

                  Remittance  Date:  The 18th day (or if such 18th day is not a  Business  Day,  the first
Business Day immediately following) of any month, beginning with the First Remittance Date.

                  REO Disposition:  The final sale by the Company of any REO Property.

                  REO  Disposition  Proceeds:  All amounts  received  with  respect to an REO  Disposition pursuant to Section 4.16.

                  REO  Property:   A  Mortgaged  Property  acquired  by  the  Company  on  behalf  of  the
Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

                  Repurchase  Price:  With respect to any  Mortgage  Loan, a price equal to (i) the Stated
Principal  Balance  of the  Mortgage  Loan plus (ii)  interest  on such  Stated  Principal  Balance at the
Mortgage Loan  Remittance  Rate from the date on which interest has last been paid and  distributed to the
Purchaser  to the date of  repurchase,  less amounts  received or advanced in respect of such  repurchased
Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

                  SAIF:  The Savings Association Insurance Fund, or any successor thereto.

                  Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

                  Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances  (including  reasonable  attorneys' fees and disbursements)  incurred in the performance by the Company of its servicing  obligations,  including,  but not limited to, the cost of (a) the  preservation,  restoration  and protection of the Mortgaged  Property,  (b) any enforcement or judicial proceedings,  including without limitation,  foreclosures,  (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

                  Servicing  Fee:  With respect to each  Mortgage  Loan,  the amount of the annual fee the
Purchaser shall pay to the Company,  which shall,  for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage
Loan.  Such fee shall be payable  monthly,  computed on the basis of the same principal  amount and period respecting  which any related  interest  payment on a Mortgage  Loan is computed.  The  obligation  of the
Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the interest portion (including  recoveries with respect to interest from Liquidation  Proceeds, to the extent permitted by Section  4.05) of such Monthly  Payment  collected by the Company,  or as otherwise  provided under Section 4.05.

                  Servicing  Fee Rate:  0.25% per annum with  respect to the period  prior to the  initial
Interest Adjustment Date and, for the 5/1 7/1 and 10/1 ARM Loans 0.375% thereafter.

                  Servicing  File:  With respect to each Mortgage  Loan,  the file retained by the Company consisting  of originals of all  documents in the Mortgage  File which are not  delivered to the Custodian and copies of the Mortgage  Loan  Documents  listed in Exhibit B the  originals of which are  delivered to the Custodian pursuant to Section 2.01.

                  Servicing  Officer:  Any officer of the  Company  involved in or  responsible  for,  the administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

                  7/1  ARM  Mortgage  Loan:  Any  individual  Mortgage  Loan  purchased  pursuant  to this
Agreement  which  contains a provision  whereby the interest  rate on such  Mortgage Loan is fixed for the first seven (7) years of the term of the related  Mortgage  Loan and which  thereafter  is  converted to a
Treasury Rate  Mortgage Loan or a LIBOR  Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

                  Stated  Principal  Balance:  As to each Mortgage Loan, (i) the principal  balance of the
Mortgage  Loan at the related  Cut-off Date after giving  effect to payments of principal due on or before such date, whether or not received,  minus (ii) all amounts  previously  distributed to the Purchaser with respect to the related  Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

                  Subservicer:  Any  Subservicer  which is  subservicing  the Mortgage Loans pursuant to a
Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

                  Subservicing  Agreement:  An  agreement  between the Company and a  Subservicer  for the servicing of the Mortgage Loans.

                  10/1 ARM  Mortgage  Loan:  Any  individual  Mortgage  Loan  purchased  pursuant  to this
Agreement  which  contains a provision  whereby the interest  rate on such  Mortgage Loan is fixed for the first ten (10) years of the term of the related  Mortgage  Loan and which  thereafter  is  converted  to a
Treasury Rate  Mortgage Loan or a LIBOR  Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

                  3/1  ARM  Mortgage  Loan:  Any  individual  Mortgage  Loan  purchased  pursuant  to this
Agreement  which  contains a provision  whereby the interest  rate on such  Mortgage Loan is fixed for the first three (3) years of the term of the related  Mortgage  Loan and which  thereafter  is  converted to a
Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan.

                  Treasury Rate Mortgage  Loan: Any  individual  Mortgage Loan purchased  pursuant to this
Agreement  which  contains a provision  whereby the interest rate on such Mortgage Loan is adjusted  based upon the weekly average yield on U.S. Treasury securities.

                  Underwriting  Guidelines:  The  underwriting  guidelines  of the Company with respect to mortgage loans similar to the Mortgage Loans, attached hereto as  Exhibit H.

                  UGI:  United Guaranty Residential Insurance Company or any successor thereto.

                       CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                                 BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

                  Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing
                                    Files.

                  The Company,  on each Closing Date,  does hereby sell,  transfer,  assign,  set over and convey to the Purchaser,  without  recourse,  but subject to the terms of this  Agreement,  all the right, title and  interest of the Company in and to the  Mortgage  Loans in the related  Mortgage  Loan  Package, excluding  the right to service  the  Mortgage  Loans  which the Company  expressly  retains.  Pursuant to
Section  2.03,  the Company has  delivered  the Mortgage  Loan  Documents  for each  Mortgage  Loan in the
Mortgage Loan Package to the Custodian.

                  The  contents of each  Mortgage  File not  delivered to the  Custodian  are and shall be held in trust by the Company for the benefit of the  Purchaser  as the owner  thereof.  The Company  shall maintain a Servicing  File  consisting  of a copy of the contents of each  Mortgage File and the originals of the documents in each Mortgage File not delivered to the  Custodian.  The  possession of each Servicing
File by the  Company  is at the will of the  Purchaser  for the sole  purpose  of  servicing  the  related
Mortgage  Loan, and such  retention and  possession by the Company is in a custodial  capacity only.  Upon the sale of the Mortgage Loans the ownership of each Mortgage  Note, the related  Mortgage and the related
Mortgage  File and  Servicing  File shall vest  immediately  in the  Purchaser,  and the  ownership of all records  and  documents  with  respect to the  related  Mortgage  Loan  prepared by or which come into the possession of the Company  shall vest  immediately  in the Purchaser and shall be retained and  maintained by the  Company,  in  trust,  at the will of the  Purchaser  and  only in such  custodial  capacity.  Each
Servicing  File shall be  segregated  from the other  books and records of the Company and shall be marked appropriately  to reflect  clearly the sale of the related  Mortgage  Loan to the  Purchaser.  The Company shall  release  its  custody  of the  contents  of any  Servicing  File only in  accordance  with  written instructions  from the  Purchaser,  unless  such  release  is  required  as  incidental  to the  Company's servicing of the Mortgage  Loans or is in  connection  with a repurchase  of any Mortgage Loan pursuant to
Section 3.03, 3.05, 3.07, or 6.02.

                  Books and Records; Transfers of Mortgage Loans.

                  From and after the sale of the Mortgage  Loans to the Purchaser  all rights  arising out of the Mortgage  Loans in a Mortgage Loan Package  including  but not limited to all funds  received on or in connection  with the Mortgage Loan,  shall be received and held by the Company in trust for the benefit of the  Purchaser  as owner of the  Mortgage  Loans,  and the Company  shall  retain  record  title to the related  Mortgages  for the  sole  purpose  of  facilitating  the  servicing  and the  supervision  of the servicing of the Mortgage Loans.

                  The sale of each  Mortgage  Loan in a Mortgage  Loan  Package  shall be reflected on the
Company's  balance sheet and other  financial  statements as a sale of assets by the Company.  The Company shall be responsible for  maintaining,  and shall  maintain,  a complete set of books and records for each
Mortgage  Loan which  shall be marked  clearly to  reflect  the  ownership  of each  Mortgage  Loan by the
Purchaser.  In particular,  the Company shall maintain in its possession,  available for inspection by the
Purchaser,  or its designee and shall deliver to the Purchaser  upon demand,  evidence of compliance  with all federal,  state and local laws, rules and regulations,  and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation  as to the method used in determining the  applicability of the provisions  of the  Flood  Disaster  Protection  Act of  1973,  as  amended,  to the  Mortgaged  Property, documentation  evidencing  insurance  coverage and eligibility of any condominium  project for approval by
Fannie Mae and  periodic  inspection  reports as required  by Section  4.13.  To the extent that  original documents are not required for purposes of  realization  of  Liquidation  Proceeds or Insurance  Proceeds,
documents  maintained by the Company may be in the form of microfilm or microfiche or such other  reliable means of recreating original  documents,  including but not limited to, optical imagery techniques so long as the Company  complies with the  requirements of the Fannie Mae Selling and Servicing  Guide, as amended from time to time.

                  The Company shall  maintain with respect to each Mortgage Loan and shall make  available for  inspection by any Purchaser or its designee the related  Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

                  The Company  shall keep at its servicing  office books and records in which,  subject to such  reasonable  regulations as it may prescribe,  the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance  with the terms hereof.  For the purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any person with respect to this  agreement  or the  Mortgage  Loans  unless the books and records  show such person as the owner of the Mortgage Loan. The Purchaser may,  subject to the terms of this Agreement,  sell and transfer one or more of the Mortgage Loans,  provided,  however, that (i) the transferee will not be deemed to be a
Purchaser  hereunder  binding upon the Company unless such  transferee  shall agree in writing to be bound by the  terms  of this  Agreement  and an  original  counterpart  of the  instrument  of  transfer  and an assignment  and  assumption of this  Agreement in the form of Exhibit G hereto  executed by the transferee shall have been  delivered to the Company,  and (ii) with respect to each  Mortgage  Loan  Package,  in no event  shall  there be more  than five  Persons  at any  given  time  having  the  status  of  "Purchaser"
hereunder.  The  Purchaser  also shall advise the Company of the  transfer.  Upon receipt of notice of the transfer,  the Company shall mark its books and records to reflect the ownership of the Mortgage  Loans of such assignee,  and shall release the previous  Purchaser from its  obligations  hereunder with respect to the  Mortgage  Loans sold or  transferred.  Purchaser  shall not to transfer to any  assignee  any pool of
Mortgage  Loans with a  aggregate  outstanding  principal  balance of less than  $10,000,000  without  the consent of the Company;  provided,  however,  if the Company fails to consent to the transfer of a pool of
Mortgage  Loans as  contemplated  in this  sentence,  Purchaser  shall  have the  right  to  purchase  the servicing  rights  associated  with such Mortgage Loans at a price to mutually  agreed to by Purchaser and
Company, exercising good faith.

                   Delivery of Documents.

                  On or before  the date  which is agreed  upon by the  Purchaser  and the  Company in the related  Confirmation,  the Company  shall  deliver  and  release to the  Custodian  those  Mortgage  Loan
Documents as required by this  Agreement  with respect to each Mortgage Loan in the related  Mortgage Loan
Package a list of which is attached to the related Assignment and Conveyance.

                  On or prior to the related  Closing  Date,  the  Custodian  shall certify its receipt of all such  Mortgage  Loan  Documents  required to be  delivered  pursuant to the  Custodial  Agreement,  as evidenced by the Initial  Certification  of the Custodian in the form annexed to the Custodial  Agreement.
The  Company  shall be  responsible  for  maintaining  the  Custodial  Agreement  for the  benefit  of the
Purchaser. Purchaser shall pay all fees and expenses of the Custodian.

                  The  Company  shall  forward  to  the  Custodian   original   documents   evidencing  an
assumption,  modification,  consolidation  or extension of any  Mortgage  Loan entered into in  accordance with Section 4.01 or 6.01 within one week of their execution,  provided,  however,  that the Company shall provide the Custodian with a certified  true copy of any such document  submitted for  recordation  within one week of its execution,  and shall provide the original of any document  submitted for recordation or a copy of such  document  certified by the  appropriate  public  recording  office to be a true and complete copy of the original within 180 days of its submission for recordation.

                  In the event an  Officer's  Certificate  of the Company is  delivered  to the  Custodian because of a delay caused by the public recording office in returning any recorded  document,  the Company shall deliver to the  Custodian,  within 180 days of the related  Closing  Date, an Officer's  Certificate which shall (i)  identify  the  recorded  document,  (ii) state that the  recorded  document  has not been delivered to the Custodian due solely to a delay caused by the public  recording  office,  (iii) state the amount of time  generally  required  by the  applicable  recording  office to record and return a document submitted for recordation,  and (iv) specify the date the applicable  recorded  document will be delivered to the  Custodian.  The Company  shall be required to deliver to the  Custodian  the  applicable  recorded document by the date  specified in (iv) above.  An  extension  of the date  specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                  On or prior  to the date  which is three  Business  Days  prior to the  related  Closing
Date, the Company shall deliver to the Purchaser the related Mortgage Loan Schedule.

                                     REPRESENTATIONS AND WARRANTIES;
                                           REMEDIES AND BREACH

                  Company Representations and Warranties.

                  The Company represents and warrants to the Purchaser that as of each Closing Date:

                  Due  Organization and Authority.  The Company is a corporation duly organized,  validly existing and in good standing  under the laws of the State of New York and has all licenses  necessary to carry on its business as now being  conducted  and is licensed,  qualified  and in good  standing in each state where a Mortgaged  Property is located if the laws of such state require licensing or qualification in order to conduct  business of the type  conducted by the  Company,  and in any event the Company is in compliance with the laws of any such state to the extent  necessary to ensure the  enforceability  of the related  Mortgage  Loan and the  servicing of such  Mortgage  Loan in  accordance  with the terms of this
Agreement;  the Company has the full corporate  power and authority to execute and deliver this Agreement and to perform in  accordance  herewith;  the  execution,  delivery  and  performance  of this  Agreement
(including  all  instruments of transfer to be delivered  pursuant to this  Agreement) by the Company and the  consummation of the transactions  contemplated  hereby have been duly and validly  authorized;  this
Agreement  evidences the valid,  binding and  enforceable  obligation  of the Company;  and all requisite corporate  action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

                  Ordinary  Course of Business.  The  consummation  of the  transactions  contemplated by this Agreement are in the ordinary  course of business of the Company,  and the transfer,  assignment and conveyance  of the Mortgage  Notes and the  Mortgages by the Company  pursuant to this  Agreement are not subject  to the  bulk  transfer  or any  similar  statutory  provisions  in  effect  in  any  applicable jurisdiction;

                  No Conflicts.  Neither the execution and delivery of this  Agreement,  the  acquisition of the  Mortgage  Loans  by the  Company,  the  sale  of  the  Mortgage  Loans  to the  Purchaser  or the transactions  contemplated  hereby, nor the fulfillment of or compliance with the terms and conditions of this  Agreement,  will conflict with or result in a breach of any of the terms,  conditions or provisions of the Company's  charter or by-laws or any legal restriction or any agreement or instrument to which the
Company is now a party or by which it is bound,  or  constitute  a default or result in an  acceleration under any of the foregoing,  or result in the violation of any law, rule, regulation,  order, judgment or decree to which the  Company or its  property  is  subject,  or impair the  ability of the  Purchaser  to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                  Ability to  Service.  The  Company  is an  approved  seller/servicer  of  conventional residential  mortgage  loans  for  Fannie  Mae or  Freddie  Mac,  with the  facilities,  procedures,  and experienced  personnel  necessary  for the  sound  servicing  of  mortgage  loans of the same type as the
Mortgage Loans.  The Company is in good standing to sell mortgage loans to and service mortgage loans for
Fannie Mae or Freddie Mac, and no event has occurred,  including but not limited to a change in insurance coverage,  which would make the Company  unable to comply  with  Fannie Mae or Freddie  Mac  eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

                  Reasonable  Servicing Fee. The Company  acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable  compensation for performing such services and that the entire  Servicing Fee shall be treated by the Company,  for accounting and tax purposes,  as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                  Ability  to  Perform.  The  Company  does not  believe,  nor does it have any reason or cause to believe,  that it cannot  perform  each and every  covenant  contained  in this  Agreement.  The
Company is solvent and the sale of the Mortgage Loans is not  undertaken to hinder,  delay or defraud any of the Company's creditors;

                  No Litigation Pending.  There is no action, suit,  proceeding or investigation  pending or to the best of the  Company's  knowledge  threatened  against  the  Company  which,  either in any one instance or in the  aggregate,  may result in any material  adverse change in the business,  operations, financial  condition,  properties or assets of the Company, or in any material impairment of the right or ability of the  Company to carry on its  business  substantially  as now  conducted,  or in any  material liability on the part of the Company,  or which would draw into  question the validity of this  Agreement or the Mortgage  Loans or of any action taken or to be taken in connection  with the  obligations  of the
Company  contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

                  No Consent  Required.  No  consent,  approval,  authorization  or order of any court or governmental agency or body is required for the execution,  delivery and performance by the Company of or compliance  by the Company  with this  Agreement  or the sale of the  Mortgage  Loans as evidenced by the consummation of the transactions  contemplated by this Agreement,  or if required, such approval has been obtained prior to the related Closing Date;

                  Selection  Process.  The Mortgage  Loans were selected from among the  adjustable  rate one- to  four-family  mortgage loans in the Company's  portfolio at the related  Closing Date as to which the  representations  and  warranties  set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

                  Pool  Characteristics.  With respect to each Mortgage  Loan Package,  the Mortgage Loan characteristics set forth on Exhibit 2 to the related Assignment and Conveyance are true and complete.

                  No Untrue  Information.  Neither  this  Agreement  nor any  statement,  report or other document  furnished or to be furnished  pursuant to this Agreement or in connection with the transactions contemplated  hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

                  Sale  Treatment.  The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

                  Financial Statements. There has been no change in the business,  operations,  financial condition,  properties  or assets of the Company since the date of the  Company's  most recent  financial statements  that would have a material  adverse  effect on its ability to perform its  obligations  under this Agreement;

                  No Brokers' Fees. The Company has not dealt with any broker,  investment banker,  agent or other person that may be entitled to any  commission or  compensation  in connection  with the sale of the Mortgage Loans;

                  Origination.  The  Company's  decision to originate  any  mortgage  loan or to deny any mortgage loan application is an independent decision based upon Company's  Underwriting  Guidelines,  and is in no way made as a result of  Purchaser's  decision to  purchase,  or not to  purchase,  or the price
Purchaser may offer to pay for, any such mortgage loan, if originated; and

                  MERS.  The  Company  is a  member  of MERS in good  standing,  and will  comply  in all material  respects with the rules and  procedures  of MERS in  connection  with the servicing of the MERS
Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

                  Representations and Warranties Regarding Individual Mortgage Loans.

                  As to each Mortgage Loan,  the Company  hereby  represents and warrants to the Purchaser that as of the related Closing Date:

                  Mortgage Loans as Described.  The  information set forth in each Mortgage Loan Schedule is complete, true and correct in all material respects;

                  Payments  Current.  All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment  required under the Mortgage  Loan has been more than 30 days  delinquent at any time in the twelve months prior to the related  Closing Date.  The first Monthly  Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

                  No  Outstanding  Charges.  There are no  defaults  in  complying  with the terms of the
Mortgages,  and all taxes,  governmental  assessments,  insurance  premiums,  water,  sewer and municipal charges,  leasehold  payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been  established  in an amount  sufficient  to pay for every such item which remains unpaid and which has been  assessed but is not yet due and payable.  The Company has not advanced  funds, or induced,  solicited or knowingly  received any advance of funds by a party other than the  Mortgagor, directly or  indirectly,  for the payment of any amount  required  under the  Mortgage  Loan,  except for interest  accruing  from the date of the  Mortgage  Note or date of  disbursement  of the  Mortgage  Loan proceeds,  whichever  is  greater,  to the day  which  precedes  by one  month  the Due Date of the first installment of principal and interest;

                  Original  Terms  Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired,  waived,  altered or modified in any  respect,  except by a written  instrument  which has been recorded,  if necessary to protect the  interests of the  Purchaser  and which has been  delivered to the
Custodian.  The substance of any such waiver,  alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer,  to the extent required by the policy, and its terms are reflected on the related  Mortgage Loan Schedule.  No Mortgagor has been  released,  in whole or in part, except in connection  with an assumption  agreement  approved by the issuer of any related PMI Policy and the title insurer,  to the extent required by the policy,  and which assumption  agreement is part of the
Mortgage  Loan File  delivered  to the  Custodian  and the terms of which are  reflected  in the  related
Mortgage Loan Schedule;

                  No Defenses.  The Mortgage  Loan is not subject to any right of  rescission,  set-off, counterclaim or defense,  including  without  limitation the defense of usury,  nor will the operation of any of the terms of the Mortgage Note or the Mortgage,  or the exercise of any right  thereunder,  render either the Mortgage Note or the Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off,  counterclaim or defense, including without limitation the defense of usury, and no such right of rescission,  set-off,  counterclaim or defense has been asserted with respect thereto,  and no Mortgagor was a debtor in any state or federal  bankruptcy  or  insolvency  proceeding at the time the
Mortgage Loan was originated;

                  Hazard  Insurance.  Pursuant  to the  terms of the  Mortgage,  all  buildings  or other improvements upon the Mortgaged  Property are insured by a generally  acceptable  insurer against loss by fire,  hazards of  extended  coverage  and such  other  hazards  as are  customary  in the area where the
Mortgaged  Property is located pursuant to insurance  policies  conforming to the requirements of Section
4.10. If upon  origination of the Mortgage Loan, the Mortgaged  Property was in an area identified in the
Federal  Register by the Federal  Emergency  Management  Agency as having special flood hazards (and such flood  insurance  has been made  available) a flood  insurance  policy  meeting the  requirements  of the current  guidelines of the Federal Flood Insurance  Administration  is in effect which policy conforms to the requirements of Section 4.10. All individual  insurance  policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee,  and all premiums thereon have been paid.
The  Mortgage  obligates  the  Mortgagor  thereunder  to  maintain  the  hazard  insurance  policy at the
Mortgagor's  cost and expense,  and on the  Mortgagor's  failure to do so,  authorizes  the holder of the
Mortgage  to obtain and  maintain  such  insurance  at such  Mortgagor's  cost and  expense,  and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation,  the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance,  provided the policy is not a "master" or "blanket"  hazard  insurance  policy  covering the common  facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer,  is in full force and  effect,  and will be in full force and effect and inure to the benefit of the  Purchaser  upon the consummation of the transactions  contemplated by this Agreement. The Company has not engaged in, and has no knowledge of the  Mortgagor's  or any  Subservicer's  having engaged in, any act or omission which would impair the coverage of any such policy,  the benefits of the  endorsement  provided for herein,  or the validity and binding  effect of either,  including  without  limitation,  no unlawful  fee,  unlawful commission,  unlawful  kickback or other unlawful  compensation  or value of any kind has been or will be received,  retained or realized by any  attorney,  firm or other person or entity,  and no such  unlawful items have been received, retained or realized by the Company;

                  Compliance with  Applicable  Laws. Any and all  requirements  of any federal,  state or local law including,  without limitation,  usury,  truth-in-lending,  real estate settlement procedures, consumer credit  protection,  equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession,  available for the Purchaser's inspection,  and shall  deliver to the  Purchaser  upon  demand,  evidence  of  compliance  with all such requirements;

                  No  Satisfaction  of  Mortgage.  The  Mortgage  has  not  been  satisfied,   canceled,
subordinated  or rescinded,  in whole or in part,  and the Mortgaged  Property has not been released from the lien of the Mortgage,  in whole or in part,  nor has any  instrument  been executed that would effect any such release,  cancellation,  subordination or rescission. The Company has not waived the performance by the  Mortgagor  of any action,  if the  Mortgagor's  failure to perform  such  action  would cause the
Mortgage  Loan to be in default,  nor has the Company  waived any  default  resulting  from any action or inaction by the Mortgagor;

                  Location  and Type of  Mortgaged  Property.  The  Mortgaged  Property  is a fee  simple property  located in the state  identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence  erected thereon,  or an individual  condominium unit in a low-rise  condominium  project, or an individual unit in a planned unit development,  provided, however,  that any  condominium  project or planned unit  development  shall  conform with the  Company's
Underwriting  Guidelines  regarding  such  dwellings,  and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

                  Valid First  Lien.  The  Mortgage is a valid,  subsisting,  enforceable  and  perfected first  lien on the  Mortgaged  Property,  including  all  buildings  and  improvements  on the  Mortgaged
Property,  and  all  additions,  alterations  and  replacements  made at any  time  with  respect  to the foregoing. The lien of the Mortgage is subject only to:

                  the lien of current real property taxes and assessments not yet due and payable;

                  covenants,  conditions and restrictions,  rights of way,  easements and other matters of the  public  record as of the date of  recording  acceptable  to  mortgage  lending  institutions generally and  specifically  referred to in the lender's title insurance  policy delivered to the originator of the Mortgage  Loan and (i) referred to or to otherwise  considered in the appraisal made  for the  originator  of the  Mortgage  Loan or  (ii)  which  do not  adversely  affect  the
         Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  other matters to which like  properties  are commonly  subject  which do not  materially interfere  with the benefits of the security  intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the
Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

                  Validity of Mortgage  Documents.  The Mortgage  Note and the Mortgage are genuine,  and each is the legal, valid and binding  obligation of the maker thereof  enforceable in accordance with its terms.  All parties to the  Mortgage  Note and the  Mortgage and any other  related  agreement  had legal capacity to enter into the Mortgage  Loan and to execute and deliver the  Mortgage  Note and the Mortgage and any other  related  agreement,  and the Mortgage  Note and the  Mortgage  have been duly and properly executed by such  parties.  No fraud was committed by the Company,  or to the Company's  knowledge by any other person  including the Mortgagor,  in connection  with the  origination or servicing of the Mortgage
Loan.  The Company has reviewed all of the documents  constituting  the Servicing  File and has made such inquiries  as it deems  necessary  to make and confirm  the  accuracy  of the  representations  set forth herein;

                  Full  Disbursement  of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances  thereunder, and  any  and all  requirements  as to  completion  of any  on-site  or  off-site  improvement  and as to disbursements  of any escrow  funds  therefor  have been  complied  with.  All costs,  fees and  expenses incurred in making or closing the Mortgage  Loan and the  recording of the  Mortgage  were paid,  and the
Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  Ownership.  The  Company is the sole owner of record and holder of the  Mortgage  Loan.
The Mortgage Loan is not assigned or pledged,  and the Company has good and marketable title thereto, and has full right to transfer and sell the  Mortgage  Loan  therein to the  Purchaser  free and clear of any encumbrance,  equity,  participation interest,  lien, pledge, charge, claim or security interest, and has full right and authority  subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

                  Doing Business.  All parties which have had any interest in the Mortgage Loan,  whether as mortgagee,  assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest,  were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged  Property is located,  and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal  savings and loan  associations or national banks having principal offices in such state, or (5) not doing business in such state;

                  LTV, PMI Policy.  Any Mortgage Loan with an LTV over 80% has a PMI Policy insuring,  as to  payment  defaults,  the  excess  LTV over 71% (or such  other  percentage  as stated  in the  related
Confirmation)  of the  Appraised  Value  until  the LTV of such  Mortgage  Loan is  reduced  to 80%.  All provisions  of such PMI Policy have been and are being  complied  with,  such policy is in full force and effect,  and all premiums due thereunder have been paid. No action,  inaction,  or event has occurred and no state of facts  exists  that has,  or will  result in the  exclusion  from,  denial  of, or defense to coverage.  Any Mortgage Loan subject to a PMI Policy  obligates the Mortgagor  thereunder to maintain the
PMI Policy and to pay all premiums and charges in connection therewith;  provided,  that, with respect to
LPMI Loans,  the Company is obligated  thereunder to maintain the LPMI Policy and to pay all premiums and charges in  connection  therewith.  The Mortgage  Interest Rate for the Mortgage Loan as set forth on the
Mortgage Loan Schedule is net of any insurance premium excluded any premium for the LPMI Policy;

                  Title  Insurance.  The Mortgage Loan is covered by either (i) an attorney's  opinion of title  and  abstract  of title  the form  and  substance  of which  is  acceptable  to  mortgage  lending institutions  making  mortgage loans in the area where the Mortgaged  Property is located or (ii) an ALTA lender's title insurance policy or other generally  acceptable form of policy of insurance  acceptable to
Fannie  Mae or Freddie  Mac,  issued by a title  insurer  acceptable  to Fannie  Mae or  Freddie  Mac and qualified  to do business in the  jurisdiction  where the  Mortgaged  Property is located,  insuring  the
Company,  its  successors  and  assigns,  as to the first  priority  lien of the Mortgage in the original principal  amount of the  Mortgage  Loan (or to the extent that a Mortgage  Note  provides  for  negative amortization,  the maximum amount of negative amortization in accordance with the Mortgage),  and against any loss by reason of the  invalidity or  unenforceability  of the lien  resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment,  subject only to the  exceptions  contained  in clauses (1), (2) and (3) of  paragraph  (j) of this  Section  3.02.  Where required by state law or regulation,  the Mortgagor has been given the  opportunity to choose the carrier
of  the  required  mortgage  title  insurance.   Additionally,  such  lender's  title  insurance  policy
affirmatively  insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Company is the sole insured of such lender's title insurance policy,  and such lender's  title  insurance  policy is in full force and  effect and will be in force and effect  upon the consummation of the  transactions  contemplated  by this  Agreement.  No claims have been made under such lender's title insurance policy,  and no prior holder of the Mortgage,  including the Company,  has done, by act or omission,  anything  which would impair the coverage of such lender's  title  insurance  policy including without limitation,  no unlawful fee,  commission,  kickback or other unlawful  compensation or value of any kind has been or will be  received,  retained  or realized  by any  attorney,  firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

                  No Defaults.  There is no default,  breach, violation or event of acceleration existing under the Mortgage or the Mortgage  Note and no event which,  with the passage of time or with notice and the expiration of any grace or cure period,  would  constitute a default,  breach,  violation or event of acceleration,  and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

                  No  Mechanics'  Liens.  There are no  mechanics'  or similar liens or claims which have been filed for work,  labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related  Mortgaged  Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  Location of Improvements;  No Encroachments.  All improvements which were considered in determining the Appraised  Value of the Mortgaged  Property lay wholly within the boundaries and building restriction  lines of the Mortgaged  Property and no improvements on adjoining  properties  encroach upon the  Mortgaged  Property.  No  improvement  located  on or being  part of the  Mortgaged  Property  is in violation of any applicable zoning law or regulation;

                  Origination;  Payment  Terms.  The  Mortgage  Loan  was  originated  by  either  i) the
Company,  which is a FNMA-approved,  FHLMC-approved  and HUD-approved  mortgage banker,  or ii) an entity that is a  FNMA-approved,  FHLMC-approved  and  HUD-approved  mortgage  banker,  or a  savings  and  loan association,  a savings bank, a commercial  bank or similar banking  institution  which is supervised and examined by a Federal or state  authority.  The interest  rate on the related  Mortgage  Note is adjusted annually in the case of Treasury  Rate  Mortgage  Loans and LIBOR  Mortgage  Loans on each  Interest Rate
Adjustment Date to equal the Index plus the Gross Margin,  subject to the Initial Rate Cap, Periodic Rate
Cap and the Lifetime  Mortgage Interest Rate Cap as set forth in the Mortgage Note. The Mortgage Interest
Rate for a 5/1 ARM Mortgage Loan and a 3/1 ARM Mortgage  Loan is adjusted  annually  commencing  from and after the sixtieth  Monthly  Payment and the  thirty-sixth  Monthly  Payment,  respectively,  in the same manner as a Treasury Rate Mortgage Loan and LIBOR Mortgage  Loan,  provided,  however,  that the Periodic
Rate Cap does not apply to the initial  Interest Rate Adjustment Date for such 5/1 ARM Mortgage Loan (the
Initial  Rate Cap does  apply).  The  Mortgage  Note is payable  each month in  monthly  installments  of principal and interest,  with interest in arrears,  and requires Monthly Payments  sufficient to amortize the  original  principal  balance  of the  Mortgage  Loan  over a term of no more  than  30  years.  Each
Convertible  Mortgage  Loan  contains a  provision  whereby the  Mortgagor  is  permitted  to convert the
Mortgage Loan to a fixed-rate  mortgage loan at any time between the first and fifth  anniversary  of the origination of the Mortgage Loan. No Mortgage Loan has a provision for negative amortization;

                  Customary Provisions.  The Mortgage contains customary and enforceable  provisions such as to render the rights and  remedies of the holder  thereof  adequate  for the  realization  against the
Mortgaged  Property of the benefits of the security  provided  thereby,  including,  (i) in the case of a
Mortgage  designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial  foreclosure.
Upon default by a Mortgagor on a Mortgage Loan and  foreclosure  on, or trustee's  sale of, the Mortgaged
Property pursuant to the proper procedures,  the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged  Property.  There is no homestead or other exemption available to a Mortgagor  which would  interfere with the right to sell the Mortgaged  Property at a trustee's sale or the right to foreclose the Mortgage;

                  Conformance  with  Underwriting  Guidelines.  The  Mortgage  Loan was  underwritten  in accordance  with the  Company's  Underwriting  Guidelines  in  effect at the time the  Mortgage  Loan was originated.;

                  Occupancy of the  Mortgaged  Property.  As of the related  Closing  Date the  Mortgaged
Property is lawfully occupied under applicable law. All inspections,  licenses and certificates  required to be made or issued with respect to all occupied  portions of the  Mortgaged  Property and, with respect to the use and  occupancy of the same,  including but not limited to  certificates  of occupancy and fire underwriting  certificates,  have been made or obtained from the appropriate  authorities.  The Mortgagor represented  at the time of  origination  of the  Mortgage  Loan  that the  Mortgagor  would  occupy  the
Mortgaged Property as the Mortgagor's primary residence;

                  No  Additional  Collateral.  The  Mortgage  Note is not and has not been secured by any collateral  except the lien of the  corresponding  Mortgage and the security  interest of any  applicable security agreement or chattel mortgage referred to in (j) above;

                  Deeds of Trust.  In the event the  Mortgage  constitutes  a deed of trust,  a trustee, duly  qualified  under  applicable  law to serve as such,  has been properly  designated and currently so serves  and is  named  in the  Mortgage,  and no  fees or  expenses  are or will  become  payable  by the
Purchasers  to the trustee  under the deed of trust,  except in  connection  with a trustee's  sale after default by the Mortgagor;

                  Acceptable  Investment.   The  Company  has  no  knowledge  of  any  circumstances  or conditions with respect to the Mortgage,  the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional  investors to regard the Mortgage
Loan as an unacceptable  investment,  cause the Mortgage Loan to become  delinquent,  or adversely affect the value or marketability of the Mortgage Loan;

                  Delivery of Mortgage  Documents.  The Mortgage  Note,  the Mortgage,  the Assignment of
Mortgage and any other  documents  required to be delivered  for the Mortgage  Loan by the Company  under this  Agreement  as set forth in Exhibit C attached  hereto have been  delivered  to the  Custodian.  The
Company is in possession  of a complete,  true and accurate  Mortgage File in compliance  with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

                  Condominiums/Planned  Unit  Developments.  If the  Mortgaged  Property is a condominium unit or a planned unit development  (other than a de minimus planned unit  development)  such condominium or planned  unit  development  project  meets  Company's  Underwriting  Guidelines  with  respect to such condominium or planned unit development;

                  Transfer of Mortgage  Loans.  The  Assignment of Mortgage is in recordable  form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  Due on Sale. The Mortgage  contains an enforceable  provision for the  acceleration  of the  payment  of the  unpaid  principal  balance of the  Mortgage  Loan in the event  that the  Mortgaged
Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

                  No Buydown  Provisions;  No Graduated  Payments or Contingent  Interests.  The Mortgage
Loan does not contain  provisions  pursuant to which  Monthly  Payments are paid or  partially  paid with funds deposited in any separate account established by the Company,  the Mortgagor or anyone on behalf of the  Mortgagor,  or paid by any source  other than the  Mortgagor  nor does it contain any other  similar provisions  currently in effect which may  constitute a "buydown"  provision.  The Mortgage Loan is not a graduated  payment  mortgage  loan and the  Mortgage  Loan does not have a shared  appreciation  or other contingent interest feature;

                  Consolidation  of Future  Advances.  Any  future  advances  made  prior to the  related
Cut-off Date have been  consolidated with the outstanding  principal amount secured by the Mortgage,  and the secured principal  amount,  as consolidated,  bears a single interest rate and single repayment term.
The lien of the Mortgage securing the consolidated  principal amount is expressly insured as having first lien  priority by a title  insurance  policy,  an  endorsement  to the policy  insuring  the  mortgagee's consolidated  interest  or by other  title  evidence  acceptable  to  Fannie  Mae and  Freddie  Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  Mortgaged  Property  Undamaged.  There is no proceeding  pending or, to the best of the
Company's  knowledge,  threatened for the total or partial  condemnation of the Mortgaged  Property.  The
Mortgaged Property is undamaged by waste, fire, earthquake or earth movement,  windstorm,  flood, tornado or other  casualty so as to affect  adversely  the value of the  Mortgaged  Property as security  for the
Mortgage Loan or the use for which the premises were intended; and

                  Collection  Practices;  Escrow  Deposits.  The  origination,  servicing and  collection practices  used with  respect  to the  Mortgage  Loan have been in  accordance  with  Accepted  Servicing
Practices,  and have been in all respects in compliance  with all applicable laws and  regulations.  With respect to escrow  deposits and Escrow  Payments,  all such payments are in the possession of the Company and there exist no deficiencies in connection  therewith for which customary  arrangements  for repayment thereof have not been made.  All Escrow  Payments have been collected in full  compliance  with state and federal  law. An escrow of funds is not  prohibited  by  applicable  law and has been  established  in an amount  sufficient to pay for every item which remains  unpaid and which has been assessed but is not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due the Company have been  capitalized  under the Mortgage or the Mortgage Note. All Mortgage  Interest Rate  adjustments have been made in strict  compliance  with state and federal law and the terms of the related  Mortgage  Note.
Any interest required to be paid pursuant to state and local law has been properly paid and credited;

                  Appraisal.  The Mortgage  File contains an appraisal of the related  Mortgage  Property signed prior to the approval of the Mortgage Loan  application by a qualified  appraiser,  duly appointed by the Company, who had no interest,  direct or indirect in the Mortgaged Property or in any loan made on the security  thereof;  and whose  compensation  is not affected by the  approval or  disapproval  of the
Mortgage Loan, and the appraisal and appraiser both satisfy the  requirements of Fannie Mae,  Freddie Mac or  Title XI  of the  Federal  Institutions  Reform,  Recovery,  and  Enforcement  Act of  1989  and  the
regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

                  Soldiers'  and Sailors'  Relief Act. The  Mortgagor  has not notified the Company,  and the Company has no knowledge of any relief  requested or allowed to the Mortgagor under the Soldiers' and
Sailors' Civil Relief Act of 1940;

                  Environmental  Matters.  The  Mortgaged  Property  is free  from  any and all  toxic or hazardous  substances  and there exists no violation of any local,  state or federal  environmental  law, rule or  regulation.  To the best of the Company's  knowledge,  there is no pending  action or proceeding directly  involving any  Mortgaged  Property of which the Company is aware in which  compliance  with any environmental  law, rule or regulation is an issue; and to the best of the Company's  knowledge,  nothing further  remains to be done to satisfy in full all  requirements  of each such law,  rule or  regulation consisting a prerequisite to use and enjoyment of said property;

                  No  Construction  Loans.  No  Mortgage  Loan  was  made  in  connection  with  (i)  the construction or rehabilitation  of a Mortgaged  Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

                  Insurance.  The  Company  has  caused or will  cause to be  performed  any and all acts required to preserve the rights and remedies of the  Purchaser in any  insurance  policies  applicable to the Mortgage Loans including,  without limitation,  any necessary notifications of insurers,  assignments of policies or interests therein, and establishments of coinsured,  joint loss payee and mortgagee rights in favor of the  Purchaser;  No action,  inaction,  or event has  occurred and no state of fact exists or has existed that has  resulted or will result in the  exclusion  from,  denial of, or defense to coverage under any applicable pool insurance  policy,  special hazard insurance  policy,  PMI Policy or bankruptcy bond,  irrespective  of the cause of such failure of coverage.  In  connection  with the placement of any such insurance, no commission,  fee, or other compensation has been or will be received by the Company or any  designee  of the  Company or any  corporation  in which the  Company or any  officer,  director,  or employee had a financial interest at the time of placement of such insurance;

                  Regarding the Mortgagor.  The Mortgagor is one or more natural  persons and/or trustees for an Illinois land trust or a trustee under a "living  trust" and such "living  trust" is in compliance with Fannie Mae guidelines for such trusts.

                  Predatory  Lending  Regulations;  High  Cost  Loans.  None of the  Mortgage  Loans  are
classified  as (a) "high cost" loans under the Home  Ownership and Equity  Protection  Act of 1994 or (b)
"high cost," "threshold," or "predatory" loans under any other applicable state, federal or local law.

                  Simple  Interest  Mortgage  Loans.  None of the  Mortgage  Loans  are  simple  interest
Mortgage Loans.

                   Single Premium Credit Life  Insurance.  None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.

                      Tax Service  Contract  The Company has obtained a life of loan,  transferable  real estate Tax Service  Contract on each  Mortgage  Loan and such contract is  assignable  without  penalty, premium or cost to the Purchaser;

                      Flood  Certification   Contract.   The  Company  has  obtained  a  life  of  loan,
transferable flood certification  contract with a Approved Flood Certification Provider for each Mortgage
Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

                      FICO Scores. Each Mortgage Loan has a non-zero FICO score;

                  Prepayment  Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Company,  and each prepayment penalty in  permitted  pursuant to  federal,  state and local law.  No  Mortgage  Loan will  impose a  prepayment penalty for a term in excess of five years from the date such  Mortgage  Loan was  originated.  Except as otherwise  set forth in the related  Mortgage  Loan  Schedule,  with respect to each  Mortgage  Loan that contains a prepayment  fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related  Mortgage  Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

                  Recordation.  Each original  Mortgage was recorded and, except for those Mortgage Loans subject to the MERS  identification  system,  all subsequent  assignments of the original Mortgage (other than the assignment to the Purchaser)  have been recorded in the appropriate  jurisdictions  wherein such recordation  is necessary to perfect the lien thereof as against  creditors of the Company,  or is in the process of being recorded;

                  Leaseholds.       If the  Mortgaged  Property is subject to a ground lease or any other type of leasehold  interest,  the ground lease or other leasehold  interest exceeds the remaining term of the related Mortgage Loan.

                  Remedies for Breach of Representations and Warranties.

                  It is  understood  and  agreed  that the  representations  and  warranties  set forth in
Sections 3.01 and 3.02 shall  survive the sale of the Mortgage  Loans to the Purchaser and the delivery of the  Mortgage  Loan  Documents  to the  Custodian  and  shall  inure  to  the  benefit  of the  Purchaser, notwithstanding  any  restrictive or qualified  endorsement on any Mortgage Note or Assignment of Mortgage or the  examination or failure to examine any Mortgage  File.  Upon discovery by either the Company or the
Purchaser  of a breach  of any of the  foregoing  representations  and  warranties  which  materially  and adversely  affects the value of the Mortgage Loans or the interest of the Purchaser,  or which  materially and  adversely  affects  the  interests  of  Purchaser  in the  related  Mortgage  Loan  in the  case of a representation  and warranty relating to a particular  Mortgage Loan (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

                  With respect to those  representations  and warranties which are made to the best of the
Company's  knowledge,  if it is  discovered  by the Company or the  Purchaser  that the  substance of such representation  and warranty is inaccurate and such inaccuracy  materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which  materially and adversely  affects the value of a Mortgage Loan or the  interests of the  Purchaser in the related  Mortgage Loan in the case of a representation and warranty relating to a particular  Mortgage Loan),  notwithstanding  the Company's lack of knowledge  with respect to the  substance of such  representation  and warranty,  such  inaccuracy shall be deemed a breach of the applicable representation and warranty.

                  Within 60 days of the  earlier of either  discovery  by or notice to the  Company of any
Breach of a  representation  or warranty,  the Company  shall use its best  efforts  promptly to cure such
Breach in all  material  respects  and,  if such  Breach  cannot  be  cured,  the  Company  shall,  at the
Purchaser's option and subject to Section 3.06,  repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any  representation  or warranty set forth in Section 3.01, and such
Breach  cannot be cured  within 60 days of the earlier of either  discovery by or notice to the Company of such Breach,  all of the Mortgage Loans shall, at the  Purchaser's  option and subject to Section 3.06, be
repurchased  by  the  Company  at  the  Repurchase  Price.   However,   if  the  Breach  shall  involve  a
representation  or warranty set forth in Section 3.02 and the Company  discovers or receives notice of any such Breach within 120 days of the related  Closing Date, the Company  shall,  at the  Purchaser's  option and  provided  that the Company has a Qualified  Substitute  Mortgage  Loan,  rather than  repurchase  the
Mortgage Loan as provided above,  remove such Mortgage Loan (a "Deleted  Mortgage Loan") and substitute in its place a Qualified  Substitute  Mortgage Loan or Loans,  provided that any such  substitution  shall be effected  not later  than 120 days  after the  related  Closing  Date.  If the  Company  has no  Qualified
Substitute  Mortgage Loan, it shall  repurchase the deficient  Mortgage Loan. Any repurchase of a Mortgage
Loan or Loans pursuant to the foregoing  provisions of this Section 3.03 shall be  accomplished by deposit in the Custodial  Account of the amount of the Repurchase  Price for distribution to Purchaser on the next scheduled  Remittance Date,  after deducting  therefrom any amount received in respect of such repurchased
Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

                  At the time of repurchase or  substitution,  the Purchaser and the Company shall arrange for the  reassignment  of the Deleted  Mortgage Loan to the Company and the delivery to the Company of any documents  held by the Custodian  relating to the Deleted  Mortgage  Loan. In the event of a repurchase or substitution,  the Company  shall,  simultaneously  with such  reassignment,  give  written  notice to the
Purchaser that such repurchase or substitution  has taken place,  amend the related Mortgage Loan Schedule to  reflect  the  withdrawal  of the  Deleted  Mortgage  Loan from  this  Agreement,  and,  in the case of substitution,  identify a Qualified  Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified  Substitute Mortgage Loan to this Agreement.  In connection with any such substitution,  the Company shall be deemed to have made as to such Qualified  Substitute Mortgage
Loan the representations  and warranties set forth in this Agreement except that all such  representations and warranties set forth in this Agreement shall be deemed made as of the date of such  substitution.  The
Company shall effect such  substitution  by delivering  to the  Custodian  for such  Qualified  Substitute
Mortgage  Loan the  documents  required by Section  2.03,  with the Mortgage  Note endorsed as required by
Section 2.03. No  substitution  will be made in any calendar month after the  Determination  Date for such month.  The Company shall deposit in the Custodial  Account the Monthly Payment less the Servicing Fee due on  such  Qualified  Substitute  Mortgage  Loan  or  Loans  in  the  month  following  the  date  of  such substitution.  Monthly  Payments due with respect to Qualified  Substitute  Mortgage Loans in the month of substitution shall be retained by the Company.  For the month of substitution,  distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of  substitution,  and the
Company  shall  thereafter  be  entitled  to retain all  amounts  subsequently  received by the Company in respect of such Deleted Mortgage Loan.

                  For any month in which the Company  substitutes  a Qualified  Substitute  Mortgage  Loan for a Deleted  Mortgage  Loan,  the Company  shall  determine  the amount (if any) by which the  aggregate principal balance of all Qualified  Substitute  Mortgage Loans as of the date of substitution is less than the aggregate  Stated  Principal  Balance of all Deleted  Mortgage  Loans (after  application of scheduled principal  payments due in the month of  substitution).  The amount of such shortfall shall be distributed by the Company in the month of  substitution  pursuant to Section 5.01.  Accordingly,  on the date of such substitution,  the Company shall deposit from its own funds into the Custodial  Account an amount equal to the amount of such shortfall.

                  Any cause of action  against  the  Company  relating  to or arising out of the Breach of any  representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i)  discovery  of such Breach by the  Purchaser or notice  thereof by the Company to the  Purchaser,
(ii) failure by the Company to cure such Breach or repurchase such Mortgage Loan as specified  above,  and
(iii) demand upon the Company by the Purchaser for compliance with this Agreement.

                  Indemnification.

                  The Company  agrees to indemnify  the  Purchaser  and hold it harmless  from and against any and all  claims,  losses,  damages,  penalties,  fines,  forfeitures,  legal fees and  related  costs, judgments,  and any other costs,  fees and expenses  that the Purchaser may sustain in any way related any assertion  based on,  grounded upon  resulting from a Breach of any of the Company's  representations  and warranties  contained  herein.  In addition to the  obligations  of the Company set forth in this  Section
3.04, the Purchaser may pursue any and all remedies  otherwise  available at law or in equity,  including, but not  limited  to, the right to seek  damages.  The  provisions  of this  Section  3.04  shall  survive termination of this Agreement.

                  It is understood  and agreed that the  obligations  of the Company set forth in Sections
3.03 and 3.04 to cure,  substitute  for or  repurchase  a defective  Mortgage  Loan and to  indemnify  the
Purchaser   constitute  the  sole  remedies  of  the  Purchaser  respecting  a  Breach  of  the  foregoing representations and warranties.

                  Repurchase Upon Conversion.

     In the event the Mortgagor under any Convertible Mortgage Loan elects to convert said Mortgage Loan to a fixed rate mortgage loan, as provided in the related Mortgage Note, then the Company shall repurchase the related Mortgage Loan in the month the conversion takes place and in the manner prescribed in Section 3.04 at the Repurchase Price.

                  Restrictions and Requirements Applicable in the Event
                                    that a Mortgage Loan is Acquired by a REMIC

                  In the event that any  Mortgage  Loan is held by a REMIC,  notwithstanding  any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

                  Repurchase of Mortgage Loans.

                  With  respect to any  Mortgage  Loan that is not in default or as to which no default is imminent,  no repurchase or substitution  pursuant to Subsection  3.03,  3.05, 3.07 or 7.02 shall be made, unless,  if so required by the applicable  REMIC  Documents the Company has obtained an Opinion of Counsel to the  effect  that  such  repurchase  will not (i)  result  in the  imposition  of taxes on  "prohibited transactions"  of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

                  General Servicing Obligations.

                  The Company shall sell any REO Property  within two years after its  acquisition  by the
REMIC unless (i) the Company  applies for an extension of such two-year  period from the Internal  Revenue
Service  pursuant to the REMIC  Provisions  and Code Section  856(e)(3),  in which event such REO Property shall be sold within the applicable  extension  period,  or (ii) the Company  obtains for the Purchaser an
Opinion of Counsel,  addressed to the  Purchaser  and the  Company,  to the effect that the holding by the
REMIC of such REO Property  subsequent to such two year period will not result in the  imposition of taxes on  "prohibited  transactions"  as  defined  in  Section  860F of the Code or cause  the  REMIC to fail to qualify as a REMIC under the REMIC  Provisions  or  comparable  provisions  of relevant  state laws at any time. The Company shall manage,  conserve,  protect and operate each REO Property for the Purchaser solely for the purpose of its prompt  disposition  and sale in a manner which does not cause such REO Property to fail to qualify  as  "foreclosure  property"  within the  meaning of Section  860G(a)(8)  or result in the receipt  by  the  REMIC  of  any  "income  from  non-permitted  assets"  within  the  meaning  of  Section
860F(a)(2)(B)  of the Code or any "net  income  from  foreclosure  property"  which is subject to taxation under  Section  860G(a)(1)  of the Code.  Pursuant to its efforts to sell such REO  Property,  the Company shall either  itself or through an agent  selected by the Company  protect and conserve  such REO Property in the same manner and to such extent as is customary  in the locality  where such REO Property is located and may,  incident to its  conservation  and protection of the interests of the Purchaser,  rent the same, or any part  thereof,  as the Company  deems to be in the best  interest of the Company and the  Purchaser for the period  prior to the sale of such REO  Property;  provided,  however,  that any rent  received  or accrued with respect to such REO  Property  qualifies as "rents from real  property" as defined in Section
856(d) of the Code.

                  Additional Covenants.

                  In addition to the  provision  set forth in this Section  3.06,  if a REMIC  election is made with respect to the  arrangement  under which any of the Mortgage  Loans or REO  Properties are held, then, with respect to such Mortgage Loans and/or REO  Properties,  and  notwithstanding  the terms of this
Agreement,  the Company shall not take any action,  cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action  that,  under the REMIC  Provisions,  if taken or not taken,  as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the  imposition  of a tax upon the REMIC  (including  but not  limited  to the tax on  "prohibited  transactions"  as defined in
Section  860F(a)(2) of the Code and the tax on  "contributions" to a REMIC set forth in Section 860G(d) of the Code)  unless the Company has  received an Opinion of Counsel (at the expense of the party  seeking to take such  action) to the effect that the  contemplated  action  will not  endanger  such REMIC  status or result in the imposition of any such tax.

                  If a REMIC  election is made with  respect to the  arrangement  under which any Mortgage
Loans or REO  Properties  are held,  the  Company  shall amend this  Agreement  such that it will meet all
Rating Agency requirements.

                  Review of Mortgage Loans

                  From the related  Closing  Date until the date 15 days after the related  Closing  Date, the  Purchaser  shall  have the right to review the  Mortgage  Files and  obtain  BPOs and other  property evaluations on the Mortgaged  Properties  relating to the Mortgage Loans  purchased on the related Closing
Date,  with the results of such BPO or property  evaluation  reviews to be communicated to the Company for a period up to 15 days after the related  Closing  Date. In addition,  the Purchaser  shall have the right to reject  any  Mortgage  Loan which in the  Purchaser's  sole  determination  (i) fails to conform to the
Underwriting  Guidelines,  (ii) the  value  of the  Mortgaged  Property  pursuant  to any BPO or  property evaluation  varies by more than plus or minus 15% from the lesser of (A) the original  appraised  value of the Mortgage  Property or (B) the purchase  price of the Mortgaged  Property as of the date of origination
(a "Value Issue"),  (iii) the Mortgage Loan is underwritten  without verification of the Borrower's income and assets and there is no credit  report and credit score or (iv) the  Purchaser  deems the Mortgage Loan not to be an  acceptable  credit risk.  The Company  shall  repurchase  the rejected  Mortgage Loan in the manner  prescribed  in Section  3.03 upon receipt of notice from the  Purchaser  of the  rejection of such
Mortgage  Loan;  provided,  that, in the event that the  Purchaser  rejects a Mortgage Loan due to a Value
Issue,  the  Company  may submit to the  Purchaser  an  additional  property  evaluation  for  purposes of demonstrating  that the Mortgage  Loan does not have a Value Issue.  If the Purchaser and the Company fail to resolve  such  Value  Issue  within  two weeks of the  Purchaser  presenting  such  Value  Issue to the
Company,  then  Company  shall  have the  right to  promptly  (a)  substitute  such  Mortgage  Loan with a
Qualified  Substitute  Mortgage Loan meeting all the terms hereof, or (b) repurchase such Mortgage Loan in the manner  prescribed  in Section  3.03.  Any rejected  Mortgage  Loan shall be removed from the terms of this  Agreement.  The Company shall make  available  all files  required by Purchaser in order to complete its  review,  including  capturing  all  CRA/HMDA  required  data  fields.  Any  review  performed  by the
Purchaser  prior to the  related  Closing  Date  does not limit the  Purchaser's  rights or the  Company's obligations  under this section.  To the extent that the  Purchaser's  review  discloses that the Mortgage
Loans do not conform to the  Underwriting  Guidelines  or the terms set forth in the  Purchaser  Price and
Terms  Letter,  the  Purchaser may in its sole  discretion  increase its due  diligence  review and obtain additional  BPO's or other property  evaluations.  The additional  review may be for any reason  including but not limited to credit quality, property valuations, and data integrity.

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                  Company to Act as Servicer.

                  The Company shall service and  administer  the Mortgage  Loans and shall have full power and  authority,  acting  alone,  to  do  any  and  all  things  in  connection  with  such  servicing  and administration  which the Company  may deem  necessary  or  desirable,  consistent  with the terms of this
Agreement and with Accepted Servicing Practices.

                      Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate change the Index, Lifetime Mortgage Interest Rate Cap, Initial Rate Cap or Gross Margin of any
     Mortgage Loan, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business
     Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with
     Section 5.03, the difference between (a) such month's principal and one month's interest at the
     Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

                  In servicing and  administering  the Mortgage Loans, the Company shall employ procedures
(including  collection  procedures)  and exercise the same care that it customarily  employs and exercises in servicing and  administering  mortgage loans for its own account,  giving due consideration to Accepted
Servicing  Practices where such practices do not conflict with the  requirements  of this  Agreement,  and the Purchaser's reliance on the Company.

                  The  Mortgage  Loans may be  subserviced  by the  Subservicer  on behalf of the  Company provided that the Subservicer is a Fannie  Mae-approved  lender or a Freddie Mac  seller/servicer  in good standing,  and no event has occurred,  including but not limited to a change in insurance coverage,  which would make it unable to comply with the  eligibility  requirements  for  lenders  imposed by Fannie Mae or for  seller/servicers  imposed  by Freddie  Mac,  or which  would  require  notification  to Fannie Mae or
Freddie  Mac.  The Company may perform any of its  servicing  responsibilities  hereunder or may cause the
Subservicer to perform any such servicing  responsibilities  on its behalf,  but the use by the Company of the  Subservicer  shall not release  the Company  from any of its  obligations  hereunder  and the Company shall remain  responsible  hereunder  for all acts and  omissions of the  Subservicer  as fully as if such acts and  omissions  were  those of the  Company.  The  Company  shall  pay all fees and  expenses  of the
Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee.

                  At the cost and  expense of the  Company,  without any right of  reimbursement  from the
Custodial  Account,  the Company  shall be entitled to terminate  the rights and  responsibilities  of the
Subservicer  and arrange for any  servicing  responsibilities  to be performed by a successor  Subservicer meeting the requirements in the preceding  paragraph,  provided,  however,  that nothing  contained herein shall be deemed to prevent or prohibit the Company,  at the  Company's  option,  from  electing to service the related  Mortgage  Loans  itself.  In the event that the Company's  responsibilities  and duties under this Agreement are terminated  pursuant to Section 9.04,  10.01 or 11.02, and if requested to do so by the
Purchaser,  the Company  shall at its own cost and expense  terminate the rights and  responsibilities  of the Subservicer as soon as is reasonably  possible.  The Company shall pay all fees, expenses or penalties necessary in order to terminate  the rights and  responsibilities  of the  Subservicer  from the Company's own funds without reimbursement from the Purchaser.

                  Notwithstanding  any of the  provisions  of this  Agreement  relating to  agreements  or arrangements  between the Company and the  Subservicer  or any  reference  herein to actions taken through the  Subservicer or otherwise,  the Company shall not be relieved of its  obligations to the Purchaser and shall be  obligated  to the same  extent  and under  the same  terms and  conditions  as if it alone  were servicing and  administering  the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for  indemnification  of the Company by the Subservicer and nothing contained in this
Agreement shall be deemed to limit or modify such indemnification.

                  Any  Subservicing  Agreement  and any other  transactions  or  services  relating to the
Mortgage  Loans  involving  the  Subservicer  shall be deemed to be between  the  Subservicer  and Company alone,  and  the  Purchaser  shall  have  no  obligations,  duties  or  liabilities  with  respect  to the
Subservicer  including no  obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.  For purposes of  distributions  and  advances by the Company  pursuant to this  Agreement,  the
Company shall be deemed to have received a payment on a Mortgage  Loan when the  Subservicer  has received such payment.

                  Liquidation of Mortgage Loans.

                  In the event that any payment due under any  Mortgage  Loan and not  postponed  pursuant to Section  4.01 is not paid when the same becomes due and payable,  or in the event the  Mortgagor  fails to perform any other  covenant or  obligation  under the Mortgage Loan and such failure  continues  beyond any  applicable  grace  period,  the Company  shall take such  action as (1) the Company  would take under similar  circumstances  with respect to a similar  mortgage loan held for its own account for  investment,
(2) shall be consistent with Accepted Servicing  Practices,  (3) the Company shall determine  prudently to be in the best interest of  Purchaser,  and (4) is  consistent  with any related PMI Policy.  In the event that any  payment  due under any  Mortgage  Loan is not  postponed  pursuant  to Section  4.01 and remains delinquent  for a period of 90 days or any other  default  continues  for a period of 90 days  beyond  the expiration  of any grace or cure period,  the Company shall  commence  foreclosure  proceedings,  provided that, prior to commencing  foreclosure  proceedings,  the Company shall notify the Purchaser in writing of the  Company's  intention to do so, and the Company  shall not  commence  foreclosure  proceedings  if the
Purchaser  objects to such action  within 10 Business  Days of  receiving  such  notice.  In the event the
Purchaser objects to such foreclosure  action,  the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan,  pursuant to Section 5.03,  and the Company's  obligation to make such
Monthly  Advances  shall  terminate on the 90th day  referred to above.  In such  connection,  the Company shall from its own funds make all necessary and proper Servicing  Advances,  provided,  however,  that the
Company shall not be required to expend its own funds in connection  with any  foreclosure  or towards the restoration  or  preservation  of any  Mortgaged  Property,  unless  it  shall  determine  (a)  that  such preservation,  restoration  and/or  foreclosure  will increase the proceeds of liquidation of the Mortgage
Loan to Purchaser  after  reimbursement  to itself for such  expenses and (b) that such  expenses  will be recoverable  by it either  through  Liquidation  Proceeds  (respecting  which it shall have  priority  for purposes  of  withdrawals  from the  Custodial  Account  pursuant  to Section  4.05) or through  Insurance
Proceeds (respecting which it shall have similar priority).

                  Notwithstanding  anything  to  the  contrary  contained  herein,  in  connection  with a foreclosure  or  acceptance  of a deed in lieu of  foreclosure,  in the event the Company  has  reasonable cause to believe that a Mortgaged  Property is  contaminated  by hazardous or toxic  substances or wastes, or if the Purchaser  otherwise  requests an environmental  inspection or review of such Mortgaged Property to be conducted by a qualified  inspector.  Upon completion of the inspection,  the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

                  After reviewing the environmental  inspection  report, the Purchaser shall determine how the Company  shall  proceed with respect to the Mortgaged  Property.  In the event  (a) the  environmental inspection  report indicates that the Mortgaged  Property is contaminated by hazardous or toxic substances or wastes and (b) the  Purchaser  directs the Company to proceed with  foreclosure or acceptance of a deed in lieu of foreclosure,  the Company shall be reimbursed for all costs  associated  with such  foreclosure or  acceptance  of a deed in  lieu of  foreclosure  and any  related  environmental  clean  up  costs,  as applicable,  from the related  Liquidation  Proceeds,  or if the Liquidation  Proceeds are insufficient to fully  reimburse  the  Company,  the  Company  shall be  entitled  to be  reimbursed  from  amounts in the
Custodial  Account pursuant to Section 4.05 hereof.  In the event the Purchaser directs the Company not to proceed with  foreclosure or acceptance of a deed in lieu of foreclosure,  the Company shall be reimbursed for all  Servicing  Advances  made with  respect to the  related  Mortgaged  Property  from the  Custodial
Account pursuant to Section 4.05 hereof.

                  Collection of Mortgage Loan Payments.

                  Continuously  from the date hereof  until the  principal  and  interest on all  Mortgage
Loans are paid in full,  the Company  shall  proceed  diligently to collect all payments due under each of the  Mortgage  Loans  when  the  same  shall  become  due and  payable  and  shall  take  special  care in ascertaining  and estimating  Escrow  Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property,  to the end that the installments  payable by the
Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  Establishment of and Deposits to Custodial Account.

                  The Company  shall  segregate and hold all funds  collected  and received  pursuant to a
Mortgage  Loan  separate and apart from any of its own funds and general  assets and shall  establish  and maintain  one or more  Custodial  Accounts,  in the  form of  time  deposit  or  demand  accounts,  titled
"Countrywide  Home  Loans,  Inc.  in trust for EMC  Mortgage  Corporation,  as  purchaser  of  Residential
Adjustable Rate Mortgage Loans and various  Mortgagors".  The Custodial  Account shall be established with a Qualified  Depository  acceptable to the Purchaser.  Any funds deposited in the Custodial  Account shall at all times be fully insured to the full extent  permitted  under  applicable law. Funds deposited in the
Custodial  Account may be drawn on by the Company in  accordance  with Section  4.05.  The creation of any
Custodial  Account shall be evidenced by a  certification  in the form of Exhibit D-1 hereto,  in the case of an account  established  with the Company,  or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository  other than the Company.  A copy of such  certification  or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

                  The  Company  shall  deposit  in the  Custodial  Account  within  two  Business  Days of receipt,  and retain therein,  the following  collections received by the Company and payments made by the
Company after the related  Cut-off  Date,  (other than payments of principal and interest due on or before the related  Cut-off Date,  or received by the Company prior to the related  Cut-off Date but allocable to a period subsequent thereto or with respect to each LPMI Loan, in the amount of the LPMI Fee):

                     all payments on account of principal on the Mortgage  Loans,  including all Principal
         Prepayments;

                     all  payments on account of interest on the Mortgage  Loans  adjusted to the Mortgage
         Loan Remittance Rate;

                     all Liquidation Proceeds;

                     all  Insurance  Proceeds  including  amounts  required  to be  deposited  pursuant to
         Section 4.10, Section 4.11, Section 4.14 and Section 4.15;

                     all  Condemnation  Proceeds which are not applied to the restoration or repair of the
         Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

                     any amount  required to be deposited  in the  Custodial  Account  pursuant to Section
         4.01, 4.09, 5.03, 6.01 or 6.02;

                     any amounts  payable in connection  with the repurchase of any Mortgage Loan pursuant to  Section  3.03,  3.05 or 3.07 and all  amounts  required  to be  deposited  by the  Company in connection  with a shortfall  in  principal  amount of any  Qualified  Substitute  Mortgage  Loan pursuant to Section 3.03;

                     with  respect  to  each  Principal  Prepayment  in full or in  part,  the  Prepayment
         Interest  Shortfall  Amount,  if any, for the month of  distribution.  Such deposit shall be made from the Company's own funds,  without  reimbursement  therefor up to a maximum  amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

                     any amounts  required to be  deposited  by the  Company  pursuant to Section  4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

                     any  amounts  received  with  respect to or related to any REO  Property  and all REO
         Disposition Proceeds pursuant to Section 4.16.

                  The foregoing  requirements  for deposit into the Custodial  Account shall be exclusive, it being  understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment charges and assumption  fees, to the extent  permitted by Section 6.01, need not be deposited  by the  Company  into the  Custodial  Account.  Any  interest  paid on funds  deposited  in the
Custodial  Account by the  depository  institution  shall  accrue to the  benefit of the  Company  and the
Company shall be entitled to retain and withdraw such  interest  from the  Custodial  Account  pursuant to
Section 4.05.

                  Permitted Withdrawals From Custodial Account.

                  The Company  shall,  from time to time,  withdraw  funds from the Custodial  Account for the following purposes:

                     to make  payments to the  Purchaser in the amounts and in the manner  provided for in
         Section 5.01;

                     to reimburse  itself for Monthly  Advances of the  Company's  funds made  pursuant to
         Section 5.03,  the Company's  right to reimburse  itself  pursuant to this  subclause  (ii) being limited to amounts  received  on the  related  Mortgage  Loan which  represent  late  payments of principal  and/or interest  respecting which any such advance was made, it being understood that, in the case of any such  reimbursement,  the Company's right thereto shall be prior to the rights of Purchaser,  except that,  where the Company is required to repurchase a Mortgage Loan pursuant to  Section  3.03,  3.05,  3.07 or  6.02,  the  Company's  right to such  reimbursement  shall be subsequent  to the payment to the  Purchaser of the  Repurchase  Price  pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                     to  reimburse  itself  for  unreimbursed  Servicing  Advances,  and  for  any  unpaid
         Servicing  Fees, the Company's  right to reimburse  itself  pursuant to this subclause (iii) with respect  to any  Mortgage  Loan  being  limited to  related  Liquidation  Proceeds,  Condemnation
         Proceeds,  Insurance  Proceeds and such other amounts as may be collected by the Company from the
         Mortgagor or otherwise  relating to the Mortgage Loan, it being  understood  that, in the case of any such  reimbursement,  the  Company's  right thereto shall be prior to the rights of Purchaser except where the Company is required to  repurchase  a Mortgage  Loan  pursuant to Section  3.03,
         3.05, 3.07 or 6.02, in which case the Company's right to such  reimbursement  shall be subsequent to the payment to the  Purchasers  of the  Repurchase  Price  pursuant to such  sections  and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

                     to pay itself interest on funds deposited in the Custodial Account;

                     to  reimburse  itself for  expenses  incurred  and  reimbursable  to it  pursuant  to
         Section 9.01;

                     to pay any amount  required to be paid  pursuant to Section  4.16  related to any REO
         Property,  it being understood that in the case of any such expenditure or withdrawal  related to a particular  REO  Property,  the amount of such  expenditure  or  withdrawal  from the Custodial
         Account  shall be limited to amounts on  deposit in the  Custodial  Account  with  respect to the related REO Property;

                     to  clear  and  terminate  the  Custodial   Account  upon  the  termination  of  this
         Agreement; and

                     to withdraw funds deposited in error.

                  In the event that the Custodial  Account is interest  bearing,  on each Remittance Date, the Company shall withdraw all funds from the Custodial  Account except for those amounts which,  pursuant to Section 5.01, the Company is not obligated to remit on such  Remittance  Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

                  Establishment of and Deposits to Escrow Account.

                  The Company  shall  segregate and hold all funds  collected  and received  pursuant to a
Mortgage  Loan  constituting  Escrow  Payments  separate  and apart from any of its own funds and  general assets and shall  establish  and  maintain  one or more Escrow  Accounts,  in the form of time  deposit or demand accounts,  titled,  "Countrywide Home Loans,  Inc., in trust for the EMC Mortgage  Corporation,  as purchaser of Residential  Adjustable  Rate Mortgage  Loans and various  Mortgagors".  The Escrow  Accounts shall be  established  with a Qualified  Depository,  in a manner which shall  provide  maximum  available insurance  thereunder.  Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.  The creation of any Escrow Account shall be evidenced by a  certification  in the form of Exhibit E-1 hereto,  in the case of an account  established with the Company,  or by a letter agreement in the form of  Exhibit  E-2  hereto,  in the  case of an  account  held by a  depository  other  than the
Company.  A copy of such  certification  shall be furnished to the Purchaser  and,  upon  request,  to any subsequent Purchaser.

                  The Company  shall  deposit in the Escrow  Account or Accounts  within two Business Days of receipt, and retain therein:

                     all Escrow Payments  collected on account of the Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                     all amounts  representing  Insurance  Proceeds or Condemnation  Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  The  Company  shall  make  withdrawals  from the  Escrow  Account  only to  effect  such payments  as are  required  under this  Agreement,  as set forth in Section  4.07.  The  Company  shall be entitled  to  retain  any  interest  paid on funds  deposited  in the  Escrow  Account  by the  depository institution,  other than interest on escrowed funds  required by law to be paid to the  Mortgagor.  To the
extent   required  by  law,  the  Company   shall  pay  interest  on  escrowed   funds  to  the  Mortgagor
notwithstanding  that the Escrow  Account may be  non-interest  bearing or that  interest  paid thereon is insufficient for such purposes.

                  Permitted Withdrawals From Escrow Account.

                  Withdrawals from the Escrow Account or Accounts may be made by the Company only:

                     to  effect  timely  payments  of  ground  rents,  taxes,  assessments,  water  rates, mortgage insurance  premiums,  condominium  charges,  fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                     to reimburse the Company for any Servicing  Advances made by the Company  pursuant to
         Section  4.08 with respect to a related  Mortgage  Loan,  but only from  amounts  received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                     to refund to any  Mortgagor  any funds found to be in excess of the amounts  required under the terms of the related Mortgage Loan;

                     for  transfer  to the  Custodial  Account  and  application  to reduce the  principal balance of the Mortgage  Loan in accordance  with the terms of the related  Mortgage and Mortgage
         Note;

                     for  application  to  restoration  or repair of the Mortgaged  Property in accordance with the procedures outlined in Section 4.14;

                     to pay to the Company,  or any Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

                     to clear and terminate the Escrow Account on the termination of this Agreement; and

                     to withdraw funds deposited in error.

                  Payment of Taxes, Insurance and Other Charges.

                  With  respect to each  Mortgage  Loan,  the  Company  shall  maintain  accurate  records reflecting the status of ground rents,  taxes,  assessments,  water rates,  sewer rents, and other charges which are or may become a lien upon the  Mortgaged  Property  and the status of PMI  Policy  premiums  and fire and hazard  insurance  coverage  and shall  obtain,  from time to time,  all bills for the payment of such charges  (including  renewal  premiums)  and shall effect  payment  thereof  prior to the  applicable penalty or termination  date,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been estimated and  accumulated  by the Company in amounts  sufficient for such purposes, as allowed  under the terms of the  Mortgage.  To the extent  that a Mortgage  does not provide for Escrow
Payments,  the Company shall  determine  that any such payments are made by the Mortgagor at the time they first become due. The Company  assumes full  responsibility  for the timely  payment of all such bills and shall effect timely payment of all such charges  irrespective of each Mortgagor's  faithful performance in the payment of same or the making of the Escrow  Payments,  and the Company  shall make  advances from its own funds to effect such payments.

                  Protection of Accounts.

                  The Company may  transfer  the  Custodial  Account or the Escrow  Account to a different
Qualified  Depository  from time to time.  Upon any such transfer,  the Company shall promptly  notify the
Purchaser and deliver to the Purchaser a Custodial Account  Certification or Escrow Account  Certification
(as applicable) in the form of Exhibit D-1 or E-1 to this agreement.

                  The  Company  shall bear any  expenses,  losses or damages  sustained  by the  Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

                  Amounts on deposit in the  Custodial  Account  and the Escrow  Account may at the option of the Company be invested in Eligible  Investments;  provided  that in the event that  amounts on deposit in the Custodial  Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured
Amount") the Company  shall be obligated to invest the excess  amount over the Insured  Amount in Eligible
Investments  on the same Business Day as such excess amount  becomes  present in the Custodial  Account or the Escrow Account.  Any such Eligible  Investment shall mature no later than the Determination  Date next following the date of such Eligible  Investment,  provided,  however,  that if such Eligible Investment is an obligation of a Qualified  Depository  (other than the Company) that maintains the Custodial Account or the Escrow Account,  then such Eligible  Investment may mature on such Remittance  Date. Any such Eligible
Investment  shall be made in the name of the  Company  in trust  for the  benefit  of the  Purchaser.  All income on or gain realized from any such Eligible  Investment  shall be for the benefit of the Company and may be withdrawn at any time by the Company.  Any losses incurred in respect of any such investment  shall be  deposited  in the  Custodial  Account  or the  Escrow  Account,  by the  Company  out of its own funds immediately as realized.

                  Maintenance of Hazard Insurance.

                  The Company shall cause to be maintained  for each Mortgage Loan hazard  insurance  such that all buildings upon the Mortgaged  Property are insured by a generally  acceptable  insurer rated A:VI or better in the current  Best's Key Rating Guide  ("Best's")  against  loss by fire,  hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged  Property is located,  in an  amount  which is at  least  equal  to the  lesser  of (i) the  replacement  value of the  improvements securing  such  Mortgage  Loan  and (ii) the  greater  of (a) the  outstanding  principal  balance  of the
Mortgage  Loan and (b) an amount  such that the  proceeds  thereof  shall be  sufficient  to  prevent  the
Mortgagor or the loss payee from becoming a co-insurer.

                  If a Mortgaged  Property  is located in an area  identified  in the Federal  Register by the Flood Emergency  Management  Agency as having special flood hazards (and such flood insurance has been made  available) a flood  insurance  policy  meeting the  requirements  of the current  guidelines  of the
Federal  Insurance  Administration is in effect with a generally  acceptable  insurance carrier rated A:VI or better in Best's in an amount  representing  coverage  equal to the  lesser of (i) the  minimum  amount required,  under the terms of coverage,  to compensate for any damage or loss on a replacement  cost basis
(or the unpaid  balance of the mortgage if  replacement  cost  coverage is not  available  for the type of building  insured) and (ii) the maximum  amount of insurance  which is available  under the Flood Disaster
Protection  Act of 1973,  as amended.  If at any time during the term of the  Mortgage  Loan,  the Company determines  in  accordance  with  applicable  law and  pursuant  to the Fannie Mae Guides that a Mortgaged
Property is located in a special  flood  hazard area and is not covered by flood  insurance  or is covered in an amount less than the amount required by the Flood Disaster  Protection Act of 1973, as amended,  the
Company shall notify the related  Mortgagor that the Mortgagor must obtain such flood insurance  coverage, and if said Mortgagor  fails to obtain the required flood insurance  coverage within  forty-five (45) days after such  notification,  the Company shall  immediately  force place the required flood insurance on the
Mortgagor's behalf.

                  If a Mortgage is secured by a unit in a  condominium  project,  the Company shall verify that the coverage required of the owner's association,  including hazard, flood,  liability,  and fidelity coverage,  is being  maintained in accordance with then current Fannie Mae  requirements,  and secure from the  owner's  association  its  agreement  to notify the Company  promptly of any change in the  insurance coverage  or of any  condemnation  or  casualty  loss that may have a material  effect on the value of the
Mortgaged Property as security.

                  The Company shall cause to be maintained on each Mortgaged  Property  earthquake or such other or additional  insurance as may be required  pursuant to such  applicable  laws and  regulations  as shall at any  time be in force  and as  shall  require  such  additional  insurance,  or  pursuant  to the requirements  of any private  mortgage  guaranty  insurer,  or as may be required to conform with Accepted
Servicing Practices.

                  In the event that any  Purchaser  or the  Company  shall  determine  that the  Mortgaged
Property  should be insured  against  loss or damage by  hazards  and risks not  covered by the  insurance required to be  maintained  by the  Mortgagor  pursuant to the terms of the  Mortgage,  the Company  shall communicate  and consult with the Mortgagor  with respect to the need for such  insurance and bring to the
Mortgagor's attention the desirability of protection of the Mortgaged Property.

                  All  policies  required  hereunder  shall  name the  Company  as loss payee and shall be endorsed  with  standard or union  mortgagee  clauses,  without  contribution,  which shall provide for at least 30 days  prior  written  notice of any  cancellation,  reduction  in amount  or  material  change in coverage.

                  The Company  shall not  interfere  with the  Mortgagor's  freedom of choice in selecting either his  insurance  carrier or agent,  provided,  however,  that the Company  shall not accept any such insurance  policies from insurance  companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the  jurisdiction in which the Mortgaged  Property is located.  The Company shall  determine that such policies  provide  sufficient  risk coverage and amounts,  that they insure the property owner,  and that they properly  describe the property  address.  The Company shall furnish to the
Mortgagor a formal  notice of expiration  of any such  insurance in  sufficient  time for the Mortgagor to arrange for renewal coverage by the expiration date.

                  Pursuant to Section 4.04,  any amounts  collected by the Company under any such policies
(other than  amounts to be  deposited in the Escrow  Account and applied to the  restoration  or repair of the related  Mortgaged  Property,  or property  acquired in  liquidation  of the Mortgage  Loan,  or to be released to the Mortgagor,  in accordance with the Company's normal  servicing  procedures as specified in
Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

                  Maintenance of Mortgage Impairment Insurance.

                  In the event that the  Company  shall  obtain and  maintain  a blanket  policy  insuring against  losses  arising  from fire and hazards  covered  under  extended  coverage on all of the Mortgage
Loans,  then,  to the extent  such policy  provides  coverage  in an amount  equal to the amount  required pursuant to Section 4.10 and  otherwise  complies  with all other  requirements  of Section 4.10, it shall conclusively  be deemed to have  satisfied  its  obligations  as set forth in Section  4.10.  Any  amounts collected  by the Company  under any such policy  relating to a Mortgage  Loan shall be  deposited  in the
Custodial  Account  subject to withdrawal  pursuant to Section 4.05.  Such policy may contain a deductible clause,  in which case, in the event that there shall not have been  maintained  on the related  Mortgaged
Property a policy  complying  with  Section  4.10,  and there shall have been a loss which would have been covered by such policy,  the Company shall  deposit in the Custodial  Account at the time of such loss the amount not otherwise  payable under the blanket policy because of such deductible  clause,  such amount to deposited from the Company's funds, without  reimbursement  therefor.  Upon request of any Purchaser,  the
Company  shall  cause to be  delivered  to such  Purchaser  a  certified  true copy of such  policy  and a statement  from the insurer  thereunder  that such policy shall in no event be  terminated  or  materially modified without 30 days' prior written notice to such Purchaser.

                  Maintenance of Fidelity Bond and Errors and Omissions Insurance.

                  The Company shall maintain with  responsible  companies,  at its own expense,  a blanket
Fidelity  Bond and an Errors  and  Omissions  Insurance  Policy,  with  broad  coverage  on all  officers, employees  or other  persons  acting in any  capacity  requiring  such  persons  to handle  funds,  money, documents or papers  relating to the Mortgage  Loans  ("Company  Employees").  Any such  Fidelity Bond and
Errors and  Omissions  Insurance  Policy  shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the Company  against  losses,  including  forgery,  theft,  embezzlement,  fraud, errors and  omissions  and  negligent  acts of such Company  Employees.  Such Fidelity Bond and Errors and
Omissions  Insurance  Policy also shall protect and insure the Company  against losses in connection  with the  release  or  satisfaction  of a  Mortgage  Loan  without  having  obtained  payment  in  full  of the indebtedness  secured  thereby.  No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions  Insurance  Policy shall diminish or relieve the Company from its duties and  obligations as set forth in this  Agreement.  The minimum  coverage  under any such bond and  insurance  policy  shall be acceptable  to Fannie Mae or Freddie Mac.  Upon the request of any  Purchaser,  the Company shall cause to be delivered to such  Purchaser a certified  true copy of such fidelity  bond and  insurance  policy and a statement  from the surety and the insurer that such fidelity bond and insurance  policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

                  Inspections.

                  The Company  shall inspect the  Mortgaged  Property as often as deemed  necessary by the
Company to assure  itself that the value of the Mortgaged  Property is being  preserved.  In addition,  if any Mortgage Loan is more than 60 days  delinquent,  the Company  immediately  shall inspect the Mortgaged
Property and shall conduct subsequent  inspections in accordance with Accepted  Servicing  Practices or as may be required by the primary  mortgage  guaranty  insurer.  The Company  shall keep a written  report of each such inspection.

                  Restoration of Mortgaged Property.

                  The  Company  need not obtain the  approval  of the  Purchaser  prior to  releasing  any
Insurance  Proceeds or  Condemnation  Proceeds to the Mortgagor to be applied to the restoration or repair of the  Mortgaged  Property if such release is in  accordance  with  Accepted  Servicing  Practices.  At a minimum,  the Company  shall comply with the following  conditions in connection  with any such release of
Insurance Proceeds or Condemnation Proceeds:

                     the Company  shall receive  satisfactory  independent  verification  of completion of repairs and issuance of any required approvals with respect thereto;

                     the Company  shall take all steps  necessary  to preserve the priority of the lien of the Mortgage,  including,  but not limited to requiring  waivers with respect to  mechanics'  and materialmen's liens;

                     the Company shall verify that the Mortgage Loan is not in default; and

                     pending  repairs or  restoration,  the Company shall place the Insurance  Proceeds or
         Condemnation Proceeds in the Custodial Account.

                  If the Purchaser is named as an additional loss payee,  the Company is hereby  empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

                  Maintenance of PMI and LPMI Policy; Claims.

                  (a) With respect to each Mortgage Loan with a LTV in excess of 95%, the Company shall:

                  (i) with respect to Mortgage  Loans which are not LPMI Loans,  in accordance  with state and federal  laws and without any cost to the  Purchaser,  maintain or cause the  Mortgagor to maintain in full force and effect a PMI Policy with a minimum of 35%  coverage  insuring  that portion of the Mortgage
Loan in excess of 68% (or such other  percentage  as stated in the related  Acknowledgment  Agreement)  of value,  and shall pay or shall cause the  Mortgagor to pay the premium  thereon on a timely  basis,  until the LTV of such  Mortgage  Loan is reduced to 80%. In the event that such PMI Policy shall be  terminated, the Company shall obtain from another  Qualified  Insurer a comparable  replacement  policy,  with a total coverage equal to the remaining  coverage of such  terminated PMI Policy,  at  substantially  the same fee level.  If the  insurer  shall cease to be a  Qualified  Insurer,  the  Company  shall  determine  whether recoveries  under the PMI Policy are jeopardized  for reasons  related to the financial  condition of such insurer,  it being understood that the Company shall in no event have any  responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Company  determines  that  recoveries are so  jeopardized,  it shall  notify the  Purchaser  and the  Mortgagor,  if  required,  and obtain from another  Qualified  Insurer a replacement  insurance  policy.  The Company shall not take any action which would result in  noncoverage  under any  applicable  PMI Policy of any loss which,  but for the actions of the Company  would have been  covered  thereunder.  In  connection  with any  assumption  or  substitution agreement  entered into or to be entered into pursuant to Section 4.01, the Company shall promptly  notify the insurer  under the related PMI Policy,  if any, of such  assumption  or  substitution  of liability in accordance  with the terms of such PMI Policy and shall take all  actions  which may be  required  by such insurer as a  condition  to the  continuation  of coverage  under such PMI  Policy.  If such PMI Policy is terminated  as a result of such  assumption  or  substitution  of  liability,  the Company  shall obtain a replacement PMI Policy as provided above.

                   (ii) with  respect to LPMI  Loans,  maintain  in full  force and effect an LPMI  Policy insuring  that portion of the Mortgage  Loan with a minimum of 35% coverage  insuring  that portion of the
Mortgage  Loan in  excess  of 68% (or such  other  percentage  as  stated  in the  related  Acknowledgment
Agreement)  of value,  and from time to time,  withdraw  the LPMI Fee with  respect to such LPMI Loan from the  Custodial  Account  in order to pay the  premium  thereon  on a timely  basis,  until the LTV of such
Mortgage  Loan is reduced to 80%. In the event that the  interest  payments  made with respect to any LPMI
Loan are less than the LPMI Fee,  the  Company  shall  advance  from its own funds the  amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI  Policy.  Any such advance  shall be a Servicing  Advance subject to reimbursement  pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be  terminated,  the Company  shall obtain from  another  Qualified  Insurer a comparable  replacement  policy,  with a total coverage equal to the remaining coverage of such terminated
LPMI Policy,  at substantially  the same fee level. If the insurer shall cease to be a Qualified  Insurer, the Company shall determine  whether  recoveries under the LPMI Policy are jeopardized for reasons related to the financial  condition of such insurer,  it being  understood that the Company shall in no event have any  responsibility  or liability  for any failure to recover  under the LPMI Policy for such  reason.  If the  Company  determines  that  recoveries  are so  jeopardized,  it shall  notify the  Purchaser  and the
Mortgagor,  if required,  and obtain from another  Qualified Insurer a replacement  insurance policy.  The
Company shall not take any action which would result in noncoverage  under any  applicable  LPMI Policy of any loss which,  but for the actions of the Company  would have been  covered  thereunder.  In  connection with any  assumption  or  substitution  agreement  entered into or to be entered into  pursuant to Section
6.01,  the Company  shall  promptly  notify the insurer  under the related  LPMI  Policy,  if any, of such assumption or  substitution  of liability in accordance  with the terms of such LPMI Policy and shall take all actions  which may be required by such insurer as a condition to the  continuation  of coverage  under such PMI Policy.  If such LPMI Policy is terminated  as a result of such  assumption  or  substitution  of liability, the Company shall obtain a replacement LPMI Policy as provided above.

                  (b)      In connection  with its  activities as servicer,  the Company agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the insurer  under any PMI Policy or LPMI
Policy in a timely  fashion in  accordance  with the terms of such PMI Policy or LPMI  Policy and, in this regard,  to take such action as shall be necessary to permit  recovery under any PMI Policy or LPMI Policy respecting a defaulted  Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the  Custodial  Account,  subject to  withdrawal pursuant to Section 4.05.

                  (c)      Purchaser,  in its sole  discretion,  at any  time,  may (i)  either  obtain an additional  PMI Policy on any Mortgage Loan which already has a PMI Policy in place,  or (ii) obtain a PMI
Policy for any  Mortgage  Loan  which  does not  already  have a PMI  Policy in place.  In any event,  the
Company  agrees to  administer  such PMI Policies in accordance  with the Agreement or any  Reconstitution
Agreement.

                  Title, Management and Disposition of REO Property.

                  In the event that title to any  Mortgaged  Property  is acquired  in  foreclosure  or by deed in lieu  of  foreclosure,  the  deed  or  certificate  of sale  shall  be  taken  in the  name of the
Purchaser,  or in the event the  Purchaser is not  authorized  or permitted to hold title to real property in the  state  where the REO  Property  is  located,  or would be  adversely  affected  under  the  "doing business" or tax laws of such state by so holding  title,  the deed or  certificate of sale shall be taken in the name of such Person or Persons as shall be  consistent  with an Opinion of Counsel  obtained by the
Company  from any attorney  duly  licensed to practice law in the state where the REO Property is located.
The Person or Persons holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the Purchaser.

                  The Company  shall  manage,  conserve,  protect and operate  each REO  Property  for the
Purchaser  solely for the  purpose of its prompt  disposition  and sale.  The  Company,  either  itself or through an agent  selected by the Company,  shall manage,  conserve,  protect and operate the REO Property in the same manner that it manages,  conserves,  protects and operates other  foreclosed  property for its own  account,  and in the same manner that  similar  property in the same  locality as the REO Property is managed.  The Company shall attempt to sell the same (and may  temporarily  rent the same for a period not greater than one year,  except as otherwise  provided  below) on such terms and  conditions as the Company deems to be in the best interest of the Purchaser.

                  The  Company  shall use its best  efforts  to  dispose  of the REO  Property  as soon as possible  and shall sell such REO  Property  in any event  within  one year after  title has been taken to such REO  Property,  unless (i) (A) a REMIC  election  has not been made with  respect to the  arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company  determines,  and gives an appropriate  notice to the Purchaser to such effect,  that a longer period is necessary for the orderly liquidation  of such REO  Property.  If a period  longer than one year is  permitted  under the  foregoing sentence and is necessary to sell any REO Property the Company  shall report  monthly to the  Purchaser as to the progress being made in selling such REO Property.

                  The Company  shall also  maintain on each REO Property  fire and hazard  insurance  with extended  coverage in amount which is at least equal to the maximum  insurable  value of the  improvements which are a part of such property,  liability  insurance and, to the extent  required and available  under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                  The  disposition of REO Property shall be carried out by the Company at such price,  and upon such terms and  conditions,  as the Company deems to be in the best interests of the  Purchaser.  The proceeds of sale of the REO Property  shall be promptly  deposited in the  Custodial  Account.  As soon as practical  thereafter the expenses of such sale shall be paid and the Company shall  reimburse  itself for any related  unreimbursed  Servicing  Advances,  unpaid  Servicing  Fees and  unreimbursed  advances  made pursuant to Section 5.03,  and on the  Remittance  Date  immediately  following  the Principal  Prepayment
Period in which such sale  proceeds  are  received  the net cash  proceeds of such sale  remaining  in the
Custodial Account shall be distributed to the Purchaser.

                  The  Company  shall  withdraw  the  Custodial  Account  funds  necessary  for the proper operation,  management and  maintenance of the REO Property,  including the cost of maintaining any hazard insurance  pursuant to Section 4.10 and the fees of any managing agent of the Company,  a Subservicer,  or the Company  itself.  The REO  management  fee shall be an amount that is reasonable  and customary in the area where the  Mortgaged  Property  is located.  The Company  shall make  monthly  distributions  on each
Remittance  Date to the  Purchasers  of the net cash flow from the REO  Property  (which  shall  equal the revenues  from such REO Property  net of the  expenses  described in this Section 4.16 and of any reserves reasonably  required  from time to time to be  maintained  to  satisfy  anticipated  liabilities  for such expenses).

                  Real Estate Owned Reports.

                  Together  with the  statement  furnished  pursuant to Section  5.02,  the Company  shall furnish to the Purchaser on or before the  Remittance  Date each month a statement with respect to any REO
Property  covering the operation of such REO Property for the previous month and the Company's  efforts in connection  with the sale of such REO Property and any rental of such REO Property  incidental to the sale thereof for the previous  month.  That statement  shall be  accompanied  by such other  information as the
Purchaser shall reasonably request.

                  Liquidation Reports.

                  Upon the foreclosure  sale of any Mortgaged  Property or the acquisition  thereof by the
Purchaser  pursuant  to a deed in lieu of  foreclosure,  the  Company  shall  submit  to the  Purchaser  a liquidation report with respect to such Mortgaged Property.

                  Reports of Foreclosures and Abandonments of Mortgaged Property.

                  Following the  foreclosure  sale or abandonment of any Mortgaged  Property,  the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

                  Notification of Adjustments.

                  With respect to each  Mortgage  Loan,  the Company  shall  adjust the Mortgage  Interest
Rate on the related  Interest  Rate  Adjustment  Date and shall adjust the Monthly  Payment on the related
Payment  Adjustment  Date in compliance with the  requirements of applicable law and the related  Mortgage and  Mortgage  Note.  If,  pursuant to the terms of the  Mortgage  Note,  another  index is  selected  for determining  the Mortgage  Interest  Rate,  the same index will be used with respect to each Mortgage Note which  requires a new index to be selected,  provided that such selection does not conflict with the terms of the related  Mortgage  Note.  The Company  shall  execute  and  deliver any and all  necessary  notices required  under  applicable  law and the terms of the related  Mortgage  Note and Mortgage  regarding  the
Mortgage  Interest  Rate and the Monthly  Payment  adjustments.  The Company  shall  promptly upon written request  thereof,  deliver  to the  Purchaser  such  notifications  and  any  additional  applicable  data regarding  such  adjustments  and the methods used to calculate and implement such  adjustments.  Upon the discovery  by the  Company,  or the  Purchaser  that the Company has failed to adjust a Mortgage  Interest
Rate or a Monthly  Payment  pursuant to the terms of the related  Mortgage Note and Mortgage,  the Company shall  immediately  deposit in the  Custodial  Account from its own funds the amount of any interest  loss caused the Purchaser thereby.

                                          PAYMENTS TO PURCHASER

                  Remittances.

                  On each  Remittance  Date the  Company  shall  remit  by wire  transfer  of  immediately available  funds to the  Purchaser (a) all amounts  deposited in the Custodial  Account as of the close of business on the  Determination  Date (net of charges  against or  withdrawals  from the Custodial  Account pursuant to Section  4.05),  plus (b) all amounts,  if any,  which the Company is obligated to  distribute pursuant to Section 5.03, minus (c) any amounts  attributable to Principal  Prepayments received after the applicable  Principal  Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any  additional  interest  required to be deposited in the  Custodial  Account in connection with such  Principal  Prepayment  in  accordance  with  Section  4.04(viii),  and  minus  (d) any  amounts attributable to Monthly  Payments  collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance  Date,  which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

                  With respect to any remittance  received by the Purchaser  after the second Business Day following  the  Business  Day on which  such  payment  was due,  the  Company  shall pay to the  Purchaser interest on any such late  payment at an annual  rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three percentage  points,  but in no event greater than the maximum amount permitted by applicable  law.  Such  interest  shall be deposited in the  Custodial  Account by the Company on the date such late  payment is made and shall  cover the  period  commencing  with the day  following  such  second
Business  Day and ending  with the  Business  Day on which  such  payment is made,  both  inclusive.  Such interest shall be remitted along with the  distribution  payable on the next succeeding  Remittance  Date.
The payment by the Company of any such  interest  shall not be deemed an  extension of time for payment or a waiver of any Event of Default by the Company.

                  Statements to Purchaser.

                  Not later than the 10th day of each  calendar  month,  the Company  shall furnish to the
Purchaser a Monthly  Remittance  Advice,  with a trial balance  report  attached  thereto,  in the form of
Exhibit F annexed  hereto  electronic  medium  mutually  acceptable  to the  parties  as to the  preceding calendar month and the Due Period in the month of remittance

                  In  addition,  not more than 60 days after the end of each  calendar  year,  the Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances  for the applicable  portion of such year.  Nothing in this Section 5.02 shall be deemed to require the Company to prepare any federal income tax return on Internal  Revenue  Service Form 1066, U.S.
Real Estate  Mortgage  Investment  Conduit  Income Tax  Return,  including  Schedule Q thereto,  Quarterly
Notice to Residual  Interest  Holders of REMIC  Taxable  Income or Net Loss  Allocation,  or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions.

                  Monthly Advances by Company.

                  On the Business Day immediately  preceding each Remittance Date,  either (a) the Company shall  deposit  in the  Custodial  Account  from  its own  funds  or (b) if funds  are on  deposit  in the
Custodial  Account which are not required to be remitted on the related  Remittance  Date, the Company may make an  appropriate  entry in its  records  that such funds shall be applied  toward the related  Monthly
Advance  (provided,  that any funds so applied shall be replaced by the Company no later than the Business
Day  immediately  preceding the next Remittance  Date), in each case, in an aggregate  amount equal to all
Monthly  Payments  (with  interest  adjusted to the Mortgage Loan  Remittance  Rate) which were due on the
Mortgage  Loans during the  applicable  Due Period and which were  delinquent  at the close of business on the  immediately  preceding  Determination  Date or which were  deferred  pursuant  to Section  4.01.  The
Company's  obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last
Monthly  Payment due prior to the payment in full of the  Mortgage  Loan,  or through the last  Remittance
Date prior to the Remittance Date for the  distribution of all Liquidation  Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

                   In no event shall the Company be obligated  to make an advance  under this section 5.03 if at the time of such advance it deems such advance to be  non-recoverable.  The Company  shall  promptly deliver an officer's  certificate to the Purchaser upon determining  that any advance is  non-recoverable.
In the event that upon  liquidation of the Mortgage Loan, the  Liquidation  Proceeds are  insufficient  to reimburse the Company for any Monthly  Advances,  the Company  shall notify the related  Purchaser of such shortfall by registered mail with sufficient  supporting  documentation and shall have the right to deduct such shortfall from the next remittance to be paid to the related Purchaser.

                                       GENERAL SERVICING PROCEDURES

                  Transfers of Mortgaged Property.

                  The  Company  shall  use  its  best  efforts  to  enforce  any  "due-on-sale"  provision contained  in any Mortgage or Mortgage  Note and to deny  assumption  by the person to whom the  Mortgaged
Property  has been or is about to be sold  whether by absolute  conveyance  or by  contract  of sale,  and whether or not the  Mortgagor  remains  liable on the Mortgage and the Mortgage  Note.  When the Mortgaged
Property has been conveyed by the  Mortgagor,  the Company  shall,  to the extent it has knowledge of such conveyance,  exercise its rights to accelerate the maturity of such Mortgage Loan under the  "due-on-sale"
clause  applicable  thereto,  provided,  however,  that the  Company  shall not  exercise  such  rights if prohibited  by law from doing so or if the  exercise of such rights would impair or threaten to impair any recovery under the related PMI or LPMI Policy, if any.

                  If the Company  reasonably  believes it is unable under  applicable  law to enforce such
"due-on-sale"  clause, the Company shall enter into (i) an assumption and modification  agreement with the person to whom such property has been  conveyed,  pursuant to which such person  becomes  liable under the
Mortgage  Note and the  original  Mortgagor  remains  liable  thereon or (ii) in the event the  Company is unable under  applicable law to require that the original  Mortgagor remain liable under the Mortgage Note and the  Company  has the prior  consent of the primary  mortgage  guaranty  insurer,  a  substitution  of liability  agreement  with  the  purchaser  of the  Mortgaged  Property  pursuant  to which  the  original
Mortgagor is released  from  liability  and the  purchaser of the  Mortgaged  Property is  substituted  as
Mortgagor and becomes  liable under the Mortgage  Note.  If an assumption  fee is collected by the Company for entering  into an  assumption  agreement,  a portion of such fee, up to an amount equal to one percent
(1.0%) of the  outstanding  principal  balance of the  related  Mortgage  Loan,  will be  retained  by the
Company as additional servicing  compensation,  and any portion thereof in excess one percent (1.0%) shall be  deposited in the  Custodial  Account for the benefit of the  Purchaser.  In  connection  with any such assumption  or  substitution  of  liability,  neither  the  Mortgage  Interest  Rate borne by the  related
Mortgage  Note, the term of the Mortgage Loan,  the Index,  the Lifetime  Mortgage  Interest Rate Cap, the
Initial Rate Cap or the Gross Margin of any Mortgage Loan,  nor the  outstanding  principal  amount of the
Mortgage Loan shall be changed.

                  To  the  extent  that  any  Mortgage  Loan  is  assumable,  the  Company  shall  inquire diligently into the creditworthiness of the proposed transferee,  and shall use the underwriting  criteria for  approving  the  credit  of the  proposed  transferee  which are used by Fannie  Mae with  respect  to underwriting  mortgage  loans of the same  type as the  Mortgage  Loans.  If the  credit  of the  proposed transferee  does not meet  such  underwriting  criteria,  the  Company  diligently  shall,  to the  extent permitted by the Mortgage or the  Mortgage  Note and by  applicable  law,  accelerate  the maturity of the
Mortgage Loan.

                  Satisfaction of Mortgages and Release of Mortgage Files.

                  Upon the  payment in full of any  Mortgage  Loan,  or the  receipt  by the  Company of a notification  that payment in full will be escrowed in a manner  customary for such purposes,  the Company shall notify the Purchaser in the Monthly  Remittance  Advice as provided in Section 5.02, and may request the release of any Mortgage Loan  Documents.  In connection  with any such prepayment in full, the Company shall comply with all applicable  laws regarding  satisfaction,  release or  reconveyance  with respect to the Mortgage.

                  If the Company  satisfies or releases a Mortgage  without first having obtained  payment in full of the indebtedness  secured by the Mortgage or should the Company otherwise  prejudice any rights the Purchaser may have under the mortgage instruments,  upon written demand of the Purchaser,  the Company shall  repurchase the related  Mortgage Loan at the Repurchase  Price by deposit  thereof in the Custodial
Account  within 2 Business Days of receipt of such demand by the  Purchaser.  The Company  shall  maintain the Fidelity Bond and Errors and Omissions  Insurance  Policy as provided for in Section 4.12 insuring the
Company  against any loss it may sustain  with respect to any Mortgage  Loan not  satisfied in  accordance with the procedures set forth herein.

                  Servicing Compensation.

                  As compensation  for its services  hereunder,  the Company shall be entitled to withdraw from the  Custodial  Account or to retain from interest  payments on the Mortgage  Loans the amount of its
Servicing  Fee. The Servicing Fee shall be payable  monthly and shall be computed on the basis of the same unpaid  principal  balance and for the period  respecting which any related interest payment on a Mortgage
Loan is  computed.  The  Servicing  Fee shall be  payable  only at the time of and with  respect  to those
Mortgage  Loans for which  payment  is in fact made of the  entire  amount  of the  Monthly  Payment.  The obligation  of the  Purchaser  to pay the  Servicing  Fee is limited  to, and  payable  solely  from,  the interest portion of such Monthly Payments collected by the Company.

                  Additional  servicing  compensation  in the  form  of  assumption  fees,  to the  extent provided in Section 6.01,  and late payment  charges and  Prepayment  Penalties,  shall be retained by the
Company to the extent not  required  to be  deposited  in the  Custodial  Account.  The  Company  shall be required to pay all expenses  incurred by it in  connection  with its servicing  activities  hereunder and
shall  not  be  entitled  to   reimbursement   thereof  except  as   specifically   provided  for  herein.
Notwithstanding  anything in this  Agreement to the  contrary,  in the event of a Principal  Prepayment in full, the Company shall not waive,  and shall not permit the waiver of, any Prepayment  Penalty or portion thereof  required by the terms of the related  Mortgage Note unless (i) the Company  determines  that such waiver would maximize  recovery of Liquidations  Proceeds for such Mortgage Loan,  taking into account the value  of  such  Prepayment  Penalty,  or  (ii)  (A)  the  enforeceability  therefore  is  limited  (1) by bankruptcy,  insolvency,  moratorium,  receivership,  or other similar law relating to  creditors'  rights generally or (2) due to  acceleration  in connection  with a foreclosure or other  involuntary  payment or
(B) the enforceability is otherwise limited or prohibited by applicable law.

                  Annual Statement as to Compliance.

                  The Company  shall  deliver to the  Purchaser,  on or before May 31 each year  beginning
May 31,  2003,  an  Officer's  Certificate,  stating  that (i) a review of the  activities  of the Company during the  preceding  calendar  year and of  performance  under this  Agreement  has been made under such officer's  supervision,  and (ii) the Company has  complied  fully with the  provisions  of Article II and
Article  IV, and (iii) to the best of such  officer's  knowledge,  based on such  review,  the Company has fulfilled all its obligations  under this Agreement  throughout such year, or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

                  Annual Independent Public Accountants' Servicing Report.

                  On or  before  May  31st of each  year  beginning  May 31,  2003,  the  Company,  at its expense,  shall  cause  a firm of  independent  public  accountants  which  is a  member  of the  American
Institute  of Certified  Public  Accountants  to furnish a statement to each  Purchaser to the effect that such firm has examined  certain  documents and records relating to the servicing of the Mortgage Loans and this  Agreement  and that such firm is of the  opinion  that the  provisions  of Article II and Article IV have  been  complied  with,  and  that,  on the  basis  of such  examination  conducted  substantially  in compliance with the Single Attestation  Program for Mortgage Bankers,  nothing has come to their attention which would indicate that such servicing has not been  conducted in compliance  therewith,  except for (i)
such  exceptions as such firm shall believe to be immaterial,  and (ii) such other  exceptions as shall be set forth in such statement.

                  Right to Examine Company Records.

                  The  Purchaser  shall  have the right to  examine  and  audit any and all of the  books, records,  or other  information  of the Company,  whether held by the Company or by another on its behalf, with respect to or concerning  this  Agreement or the Mortgage  Loans,  during  business  hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                                  AGENCY TRANSFER; PASS-THROUGH TRANSFER

                  Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.

                  The  Purchaser  and the Company  agree that with respect to any  Pass-Through  Transfer,
Whole Loan Transfer or Agency  Transfers,  as applicable,  the Company shall  cooperate with the Purchaser in effecting such  transfers and shall  negotiate in good faith and execute any  Reconstitution  Agreement required to effectuate the foregoing;  provided that, such  Reconstitution  Agreement shall not materially increase the Company's  obligations or liabilities  hereunder,  nor diminish any of the Company's  rights, and  provide to any master  servicer or the  trustee,  as  applicable,  and/or the  Purchaser  any and all publicly  available  information  and  appropriate  verification  of  information  which may be reasonably available to the  Company,  whether  through  letters of its  auditors  and counsel or  otherwise,  as the
Purchaser,  trustee or a master  servicer  shall  reasonable  request as to the  related  Mortgage  Loans.
Purchaser shall reimburse  Company for any and all costs or expenses  incurred by Company (i) in obtaining
"accountant  comfort  letters"  with respect to  information  supplied in response to Purchaser  requests,
(ii) in  connection  with any due  diligence  performed in connection  with a  Pass-Through  or Whole Loan
Transfer  or  (iii)  making  the  Mortgage  Loan  Documents  or  Servicing   Files  available  to  parties
participating  in a Pass-Through or Whole Loan Transfer,  including  without  limitation,  shipping costs.
Such information may be included in any disclosure  document  prepared in connection with the Pass-Through
Transfer,  Whole Loan Transfer or Agency Transfer,  as applicable;  provided,  however, that Company shall indemnify the Purchaser  against any liability  arising from any material  omissions or  misstatements  in any  information  supplied by the Company and included in a disclosure  document;  and provided,  further, that the  Purchaser  shall  indemnify  the Company  against any  liability  arising  from any  information included in a disclosure  document  that was not supplied by the Company.  The Company  shall  execute any
Reconstitution  Agreements  required  within a reasonable  period of time after receipt of such agreements which time shall be  sufficient  for the Company  and the  Company's  counsel to review  such  agreements.
Company  shall use its Best Efforts to complete  such review  within ten (10)  Business  Days after mutual agreement  as to the terms  thereof,  but such time  shall not exceed  fifteen  (15)  Business  Days after mutual agreement as to the terms thereof.

                  The Company shall not be required to restate any  representations  and  warranties as of the  date  of any  Pass-Through  Transfer,  Whole  Loan  Transfer  or  Agency  Transfers  other  than  the representations  and  warranties  set forth in  Section  3.01  (provided,  that the  Company  shall not be required to restate the representation and warranty set forth in Section 3.01(j)).

                  In the event of any Agency  Transfer,  Pass-Through or Whole Loan Transfer,  the Company
shall have no obligation to pay any custodial fees charged by the Agency.

                  Purchaser's Repurchase and Indemnification Obligations.

                  Upon  receipt by the Company of notice from Fannie Mae,  Freddie Mac or the trustee of a breach of any  Purchaser  representation  or  warranty  contained  in any  Reconstitution  Agreement  or a request  by  Fannie  Mae,  Freddie  Mac or the  trustee,  as the case may be,  for the  repurchase  of any
Mortgage  Loan  transferred  to Fannie Mae or Freddie Mac  pursuant to an Agency  Transfer or to a trustee pursuant to a Pass-Through  Transfer,  the Company shall promptly  notify the Purchaser of same and shall, at the  direction  of the  Purchaser,  use its best  efforts to cure and  correct  any such  breach and to satisfy the requests or concerns of Fannie Mae,  Freddie Mac, or the trustee related to such  deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, or the trustee.

                  The  Purchaser  shall  repurchase  from the Company any  Mortgage  Loan  transferred  to
Fannie Mae or Freddie Mac  pursuant  to an Agency  Transfer  or to a trustee  pursuant  to a  Pass-Through
Transfer  with respect to which the Company has been  required by Fannie Mae,  Freddie Mac, or the trustee to repurchase  due to a breach of a  representation  or warranty made by the Purchaser with respect to the
Mortgage  Loans,  or the servicing  thereof prior to the transfer date to Fannie Mae,  Freddie Mac, or the trustee  in any  Reconstitution  Agreement  and not due to a breach of the  Company's  representations  or obligations  thereunder or pursuant to this  Agreement.  The repurchase  price to be paid by the Purchaser to the Company shall equal that  repurchase  price paid by the Company to Fannie Mae,  Freddie Mac, or the third party  purchaser plus all reasonable  costs and expenses borne by the Company in connection with the cure of said breach of a  representation  or warranty made by the  Purchaser  and in  connection  with the repurchase  of such  Mortgage  Loan from  Fannie Mae,  Freddie  Mac, or the  trustee,  including,  but not limited to, reasonable and necessary attorneys' fees.

                  At the  time  of  repurchase,  the  Custodian  and the  Company  shall  arrange  for the reassignment of the repurchased  Mortgage Loan to the Purchaser according to the Purchaser's  instructions and the delivery to the  Custodian of any documents  held by Fannie Mae,  Freddie Mac, or the trustee with respect to the repurchased Mortgage Loan pursuant to the related  Reconstitution  Agreement.  In the event of a repurchase,  the Company shall,  simultaneously  with such  reassignment,  give written notice to the
Purchaser that such  repurchase has taken place,  and amend the related  Mortgage Loan Schedule to reflect the addition of the  repurchased  Mortgage Loan to this  Agreement.  In connection with any such addition, the  Company  and the  Purchaser  shall be deemed to have made as to such  repurchased  Mortgage  Loan the representations and warranties set forth in this Agreement.

                                           COMPANY TO COOPERATE

                  Provision of Information.

                  During the term of this  Agreement  and provided  such request will cause the Company to violate any  applicable  law or  statute,  the  Company  shall  furnish to the  Purchaser  such  periodic, special,  or other  reports or  information  and copies or  originals  of any  documents  contained in the
Servicing  File for each  Mortgage  Loan,  whether or not  provided  for  herein,  as shall be  necessary, reasonable,  or appropriate with respect to the Purchaser,  any regulatory  requirement  pertaining to the
Purchaser  or the  purposes  of this  Agreement.  All such  reports,  documents  or  information  shall be provided by and in accordance  with all reasonable  instructions  and  directions  which the Purchaser may give.  Purchaser shall pay any costs related to any special reports.

                  The Company shall execute and deliver all such  instruments  and take all such action as the Purchaser may  reasonably  request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

                  Financial Statements; Servicing Facility.

                  In connection with marketing the Mortgage  Loans,  the Purchaser may make available to a prospective  Purchaser a  Consolidated  Statement  of  Operations  of the  Company  for the most  recently completed five fiscal years for which such a statement is available,  as well as a Consolidated  Statement of  Condition  at the end of the  last  two  fiscal  years  covered  by  such  Consolidated  Statement  of
Operations.  The Company also shall make  available any  comparable  interim  statements to the extent any such  statements  have been  prepared by or on behalf of the Company  (and are  available  upon request to members or  stockholders  of the Company or to the public at large).  If it has not  already  done so, the
Company  shall  furnish  promptly  to the  Purchaser  copies  of the  statement  specified  above.  Unless requested the  Purchaser,  the Company  shall not be required to deliver any documents  which are publicly available on EDGAR.

                  The  Company  also  shall  make  available  to  Purchaser  or  prospective  Purchaser  a knowledgeable  financial or accounting  officer for the purpose of answering  questions  respecting recent developments  affecting  the  Company  or the  financial  statements  of the  Company,  and to permit  any prospective  Purchaser to inspect the Company's  servicing  facilities or those of any Subservicer for the purpose of satisfying such  prospective  Purchaser that the Company and any  Subservicer  have the ability to service the Mortgage Loans as provided in this Agreement.

                                               THE COMPANY

                  Indemnification; Third Party Claims.

                  The Company  shall  indemnify  the  Purchaser  and hold it harmless  against any and all claims, losses, damages, penalties,  fines, and forfeitures,  including, but not limited to reasonable and necessary  legal fees and related  costs,  judgments,  and any other  costs,  fees and  expenses  that the
Purchaser  may  sustain in any way  related to the  failure of the  Company to (a)  perform its duties and service the Mortgage Loans in strict  compliance  with the terms of this  Agreement or any  Reconstitution
Agreement  entered  into  pursuant to Section  7.01,  and/or (b) comply with  applicable  law. The Company immediately  shall  notify  the  Purchaser  if a  claim  is made by a third  party  with  respect  to this
Agreement or any  Reconstitution  Agreement or the  Mortgage  Loans,  shall  promptly  notify  Fannie Mae,
Freddie  Mac,  or the  trustee  with  respect  to any claim  made by a third  party  with  respect  to any
Reconstitution  Agreement,  assume (with the prior written  consent of the  Purchaser)  the defense of any such claim and pay all expenses in  connection  therewith,  including  counsel  fees,  and  promptly  pay, discharge  and  satisfy  any  judgment  or decree in the  amount of $5,000 or less,  which may be  entered against it or the Purchaser in respect of such claim.  The Company  shall follow any written  instructions received from the Purchaser in connection  with such claim.  The Purchaser  promptly  shall  reimburse the
Company for all amounts  advanced by it  pursuant to the  preceding  sentence  except when the claim is in any way related to the Company's  indemnification  pursuant to Section 3.03, or the failure of the Company to (a) service and  administer the Mortgage  Loans in strict  compliance  with the terms of this Agreement or any Reconstitution Agreement, and/or (b) comply with applicable law.

                  Merger or Consolidation of the Company.

                  The  Company  shall  keep in full  effect its  existence,  rights  and  franchises  as a corporation,  and shall obtain and preserve its  qualification to do business as a foreign  corporation in each  jurisdiction  in which such  qualification  is or shall be  necessary  to protect the  validity  and enforceability  of this  Agreement  or any of the  Mortgage  Loans and to perform  its  duties  under this
Agreement.

                  Any person  into which the  Company may be merged or  consolidated,  or any  corporation resulting  from any merger,  conversion or  consolidation  to which the Company  shall be a party,  or any
Person  succeeding  to the  business of the  Company,  shall be the  successor  of the Company  hereunder, without  the  execution  or  filing  of any  paper or any  further  act on the part of any of the  parties hereto,  anything  herein to the  contrary  notwithstanding,  provided,  however,  that the  successor  or surviving Person shall be an institution (i) having a net worth of not less than  $25,000,000,  (ii) whose deposits  are insured by the FDIC  through the BIF or the SAIF,  and (iii) which is a Fannie  Mae-approved company in good standing.

                  Limitation on Liability of Company and Others.

                  Neither the  Company  nor any of the  directors,  officers,  employees  or agents of the
Company  shall be under any liability to the  Purchaser  for any action taken or for  refraining  from the taking of any action in good faith  pursuant  to this  Agreement,  or for  errors in  judgment,  provided, however,  that this  provision  shall not protect  the  Company or any such  person  against any Breach of warranties or  representations  made herein,  or failure to perform its  obligations in strict  compliance with any standard of care set forth in this  Agreement,  or any liability which would otherwise be imposed by reason of any breach of the terms and  conditions  of this  Agreement.  The Company  and any  director, officer,  employee or agent of the Company may rely in good faith on any  document of any kind prima facie properly  executed and  submitted by any Person  respecting  any matters  arising  hereunder.  The Company shall not be under any  obligation  to appear  in,  prosecute  or  defend  any legal  action  which is not incidental  to its duties to service the Mortgage  Loans in  accordance  with this  Agreement and which in its opinion may involve it in any expense or  liability,  provided,  however,  that the Company may,  with the consent of the  Purchaser,  undertake  any such action  which it may deem  necessary  or  desirable in respect to this  Agreement  and the rights and duties of the parties  hereto.  In such event,  the Company shall be entitled to  reimbursement  from the Purchaser of the reasonable legal expenses and costs of such action.

                  Limitation on Resignation and Assignment by Company.

                  The  Purchaser  has  entered  into  this  Agreement  with  the  Company  and  subsequent
Purchasers  will purchase the Mortgage Loans in reliance upon the independent  status of the Company,  and the  representations  as to the  adequacy  of its  servicing  facilities,  plant,  personnel,  records and procedures,  its integrity,  reputation and financial standing,  and the continuance  thereof.  Therefore, the Company  shall  neither  assign this  Agreement or the  servicing  hereunder or delegate its rights or duties  hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise  dispose of all or substantially  all of its property or assets without the prior written consent of the Purchaser,  which consent shall be granted or withheld in the sole  discretion of the  Purchaser;  provided,  however,  that the Company may assign its right and  obligations  hereunder to any entity that is directly or  indirectly owned or  controlled  by the Company  and the Company  guarantees  the  performance  by such entity of all obligations hereunder.

                  The  Company  shall not resign  from the  obligations  and duties  hereby  imposed on it except by mutual  consent of the  Company  and the  Purchaser  or upon the  determination  that its duties hereunder  are no longer  permissible  under  applicable  law and such  incapacity  cannot be cured by the
Company.  Any such  determination  permitting  the  resignation  of the Company  shall be  evidenced by an
Opinion of Counsel to such effect  delivered to the  Purchaser  which  Opinion of Counsel shall be in form and substance  acceptable to the Purchaser.  No such resignation  shall become effective until a successor shall have assumed the Company's  responsibilities  and  obligations  hereunder in the manner  provided in
Section 12.01.

                  Without in any way limiting the  generality  of this Section 9.04, in the event that the
Company  either shall assign this  Agreement or the servicing  responsibilities  hereunder or delegate its duties  hereunder or any portion  thereof (to other than a  Subservicer)  or sell or otherwise  dispose of all or  substantially  all of its property or assets,  without the prior written consent of the Purchaser, then the  Purchaser  shall have the right to terminate  this  Agreement  upon notice given as set forth in
Section 10.01,  without any payment of any penalty or damages and without any liability  whatsoever to the
Company or any third party.

                                                 DEFAULT

                  Events of Default.

                  Each of the following shall constitute an Event of Default on the part of the Company:

                     any  failure by the  Company to remit to the  Purchaser  any  payment  required to be made under the terms of this  Agreement  which  continues  unremedied  for a period of three days after the date upon which  written  notice of such  failure,  requiring  the same to be remedied, shall have been given to the Company by the Purchaser; or

                     failure by the Company duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the Company set forth in this  Agreement  which continues  unremedied  for a period  of 30 days  after the date on which  written  notice of such failure,  requiring  the  same to be  remedied,  shall  have  been  given to the  Company  by the
         Purchaser; or

                     failure by the  Company to maintain  its  license to do business in any  jurisdiction where the Mortgage  Property is located if such  license is necessary  for the Company to legally service the related Mortgage Loan; or

                     a decree or order of a court or agency or supervisory  authority having  jurisdiction for the  appointment of a conservator or receiver or liquidator in any  insolvency,  readjustment of debt, including  bankruptcy,  marshaling of assets and liabilities or similar proceedings,  or for the  winding-up or liquidation  of its affairs,  shall have been entered  against the Company and such decree or order shall have  remained in force  undischarged  or unstayed for a period of
         60 days; or

                     the  Company  shall  consent to the  appointment  of a  conservator  or  receiver  or liquidator in any  insolvency,  readjustment  of debt,  marshaling of assets and  liabilities  or similar  proceedings of or relating to the Company or of or relating to all or substantially  all of its property; or

                     the Company shall admit in writing its  inability to pay its debts  generally as they become  due,  file a petition to take  advantage  of any  applicable  insolvency,  bankruptcy  or reorganization  statute,  make  an  assignment  for the  benefit  of its  creditors,  voluntarily suspend  payment of its  obligations or cease its normal  business  operations for three Business
         Days; or

                     the Company ceases to meet the qualifications of a Fannie Mae lender or servicer; or

                     the Company fails to maintain a minimum net worth of $25,000,000; or

                     the Company attempts to assign its right to servicing  compensation  hereunder or the
         Company  attempts,  without the consent of the Purchaser,  to sell or otherwise dispose of all or substantially  all of its  property  or assets  or to  assign  this  Agreement  or the  servicing responsibilities  hereunder or to delegate its duties  hereunder or any portion thereof (to other than a Subservicer) in violation of Section 9.04.

                  In each and  every  such  case,  so long as an  Event of  Default  shall  not have  been remedied,  in addition to whatsoever rights the Purchaser may have at law or equity to damages,  including injunctive  relief and specific  performance,  the  Purchaser,  by notice in writing to the  Company,  may terminate all the rights and  obligations  of the Company under this  Agreement and in and to the Mortgage
Loans and the proceeds thereof.

                  Upon  receipt by the Company of such  written  notice,  all  authority  and power of the
Company under this Agreement,  whether with respect to the Mortgage Loans or otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall  prepare,  execute and deliver to the successor  entity  designated by the Purchaser any and all documents and other instruments,  place in such successor's  possession all Mortgage Files, and do or cause to be done all other acts or things  necessary  or  appropriate  to effect the  purposes  of such notice of  termination,  including  but not limited to the transfer and  endorsement  or assignment of the
Mortgage  Loans and related  documents,  at the Company's sole expense.  The Company shall  cooperate with the  Purchaser and such  successor in effecting the  termination  of the  Company's  responsibilities  and rights hereunder,  including without  limitation,  the transfer to such successor for administration by it of all cash  amounts  which  shall at the time be  credited  by the  Company to the  Custodial  Account or
Escrow Account or thereafter received with respect to the Mortgage Loans.

                  Waiver of Defaults.

                  By a written  notice,  the  Purchaser  may  waive  any  default  by the  Company  in the performance of its obligations  hereunder and its  consequences.  Upon any waiver of a past default,  such default  shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall  extend to any  subsequent  or other default or impair any right consequent thereon except to the extent expressly so waived.

                                               TERMINATION

                  Termination.

                  This  Agreement  shall  terminate  upon  either:  (i) the later of the final  payment or other  liquidation  (or any advance with respect  thereto) of the last Mortgage Loan or the disposition of any REO Property  with respect to the last Mortgage  Loan and the  remittance of all funds due  hereunder;
or (ii) mutual consent of the Company and the Purchaser in writing.

                  Termination Without Cause.

                  The  Purchaser  may  terminate,  at its sole  option,  any rights the  Company  may have hereunder,  without cause, as provided in this Section 11.02.  Any such notice of termination  shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

                  In the event the  Purchaser  terminates  the Company  without cause with respect to some or all of the Mortgage  Loans,  the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to 2.0% of the outstanding  principal  balance of the terminated  Mortgage Loans as of the date of such termination.

                                         MISCELLANEOUS PROVISIONS

                  Successor to Company.

                  Prior to termination of the Company's  responsibilities  and duties under this Agreement pursuant  to Sections  9.04,  10.01,  11.01 (ii) or pursuant to Section  11.02 after the 90 day period has expired,  the Purchaser  shall, (i) succeed to and assume all of the Company's  responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor having the  characteristics  set forth in clauses (i) through  (iii) of Section  9.02 and which shall  succeed to all rights and assume all of the  responsibilities,  duties  and  liabilities  of the  Company  under  this  Agreement  prior to the termination of Company's  responsibilities,  duties and liabilities  under this  Agreement.  In connection with such  appointment and assumption,  the Purchaser may make such  arrangements  for the compensation of such successor out of payments on Mortgage Loans as it and such successor  shall agree.  In the event that the  Company's  duties,  responsibilities  and  liabilities  under  this  Agreement  should be  terminated pursuant to the  aforementioned  sections,  the Company shall  discharge such duties and  responsibilities during the period  from the date it  acquires  knowledge  of such  termination  until the  effective  date thereof with the same degree of  diligence  and  prudence  which it is  obligated  to exercise  under this
Agreement,  and shall take no action  whatsoever  that might impair or  prejudice  the rights or financial condition of its  successor.  The  resignation  or removal of the Company  pursuant to the  aforementioned sections shall not become  effective until a successor  shall be appointed  pursuant to this Section 12.01 and shall in no event  relieve  the  Company  of the  representations  and  warranties  made  pursuant  to
Sections 3.01 and 3.02 and the remedies  available to the Purchaser  under Sections 3.03,  3.04,  3.05 and
3.07, it being  understood and agreed that the provisions of such Sections 3.01,  3.02,  3.03,  3.04, 3.05 and 3.07 shall be applicable to the Company  notwithstanding  any such sale,  assignment,  resignation  or termination of the Company, or the termination of this Agreement.

                  Any successor  appointed as provided  herein shall execute,  acknowledge  and deliver to the Company and to the Purchaser an instrument  accepting such  appointment,  wherein the successor  shall make the  representations  and warranties set forth in Section 3.01,  except for subsections (f), (h), (i)
and (k) thereof,  whereupon such successor shall become fully vested with all the rights,  powers, duties, responsibilities,  obligations and liabilities of the Company,  with like effect as if originally named as a party  to this  Agreement.  Any  termination  or  resignation  of the  Company  or  termination  of this
Agreement  pursuant to Section 9.04, 10.01,  11.01 or 11.02 shall not affect any claims that any Purchaser may have  against the Company  arising  out of the  Company's  actions or failure to act prior to any such termination or resignation.

                  The  Company  shall  deliver  promptly  to  the  successor  servicer  the  Funds  in the
Custodial  Account and Escrow Account and all Mortgage Files and related  documents and statements held by it hereunder and the Company  shall  account for all funds and shall execute and deliver such  instruments and do such  other  things as may  reasonably  be  required  to more  fully and  definitively  vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

                  Upon a successor's  acceptance of  appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

                  Amendment.

                  This  Agreement  may be amended  from time to time by the Company and the  Purchaser  by written agreement signed by the Company and the Purchaser.

                  Governing Law.

                  This Agreement  shall be construed in accordance  with the laws of the State of New York and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

                  Duration of Agreement.

                  This  Agreement  shall  continue in  existence  and effect  until  terminated  as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

                  Notices.

                  All  demands,  notices  and  communications  hereunder  shall be in writing and shall be deemed to have been duly given if personally  delivered at or mailed by registered mail,  postage prepaid, addressed as follows:

                     if to the Company:

                           Countrywide Home Loans, Inc.,
                           4500 Park Grenada
                           Calabasas, CA 91302
                           Attention: David Spector

         or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

                     if to Purchaser:

                           EMC Mortgage Corporation
                           Mac Arthur Ridge II
                           909 Hidden Ridge Drive, Suite 200
                           Irving, Texas 75014-1358
                           Attention:  Ralene Ruyle

                  Severability of Provisions.

                  If any one or more of the covenants,  agreements,  provisions or terms of this Agreement shall be held invalid for any reason  whatsoever,  then such  covenants,  agreements,  provisions or terms shall  be  deemed  severable  from  the  remaining  covenants,  agreements,  provisions  or  terms of this
Agreement  and shall in no way affect the  validity  or  enforceability  of the other  provisions  of this
Agreement.

                  Relationship of Parties.

                  Nothing herein  contained  shall be deemed or construed to create a partnership or joint venture  between the parties  hereto and the services of the Company  shall be rendered as an  independent contractor and not as agent for the Purchaser.

                  Execution; Successors and Assigns.

                  This  Agreement  may be  executed  in  one or  more  counterparts  and by the  different parties  hereto on  separate  counterparts,  each of  which,  when so  executed,  shall be deemed to be an original;  such counterparts,  together,  shall constitute one and the same agreement.  Subject to Section
8.04,  this Agreement  shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

                  Recordation of Assignments of Mortgage.

                  To the extent  permitted  by  applicable  law,  each of the  Assignments  of Mortgage is subject to recordation  in all  appropriate  public offices for real property  records in all the counties or other  comparable  jurisdictions in which any or all of the Mortgaged  Properties are situated,  and in any other  appropriate  public  recording  office or  elsewhere,  such  recordation  to be effected at the
Company's  expense in the event  recordation is either  necessary under applicable law or requested by the
Purchaser at its sole option accordance with Section 14 of the Purchase Agreement.

                  Assignment by Purchaser.

                  The  Purchaser  shall have the right,  without the consent of the Company but subject to the limit set forth in Section  2.02  hereof,  to assign,  in whole or in part,  its  interest  under this
Agreement  with respect to some or all of the Mortgage  Loans,  and  designate  any person to exercise any rights of the Purchaser hereunder,  by executing an Assignment and Assumption  Agreement  substantially in the form of Exhibit G hereto.  Upon such assignment of rights and assumption of obligations,  the assignee or designee  shall accede to the rights and  obligations  hereunder of the Purchaser  with respect to such
Mortgage  Loans and the  Purchaser  as assignor  shall be released  from all  obligations  hereunder  with respect to such Mortgage Loans from and after the date of such assignment and  assumption.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

                  No Personal Solicitation.

                  From and after the related  Closing  Date,  the Company  hereby  agrees that it will not take any action or permit or cause any action to be taken by any of its  agents or  affiliates,  or by any independent  contractors  or  independent  mortgage  brokerage  companies  on  the  Company's  behalf,  to personally,  by  telephone  or mail,  solicit the  Mortgagor  under any  Mortgage  Loan for the purpose of refinancing  such  Mortgage  Loan;  provided,  that the Company may  solicit  any  Mortgagor  for whom the
Company  has  received a request  for  verification  of  mortgage,  a request  for demand  for  payoff,  a mortgagor  initiated  written or verbal  communication  indicating a desire to prepay the related Mortgage
Loan,  or the mortgagor  initiates a title  search,  provided  further,  it is understood  and agreed that promotions  undertaken  by the  Company or any of its  affiliates  which (i)  concern  optional  insurance products or other  additional  projects,  (ii) are  directed to the  general  public at large,  including, without  limitation,  mass mailings based on commercially  acquired  mailing lists,  newspaper,  radio and television  advertisements,  (iii) are directed to mortgagors who have a specific type of mortgage  (i.e., balloon Mortgage Loans,  LIBOR Mortgage Loans,  etc.) or (iv) directed to those mortgagors whose mortgages fall within specific interest rate ranges shall not constitute  solicitation  under this Section 12.11 nor is the Company  prohibited from responding to unsolicited  requests or inquiries made by a Mortgagor or an agent of a Mortgagor.  Notwithstanding the foregoing,  the following  solicitations,  if undertaken by the
Company  or any  affiliate  of the  Company,  shall  not be  prohibited  under  this  Section  12.11:  (i)
solicitations  that are  directed to the general  public at large,  including,  without  limitation,  mass mailings based on  commercially  acquired  mailing lists and newspaper,  radio,  television and other mass media  advertisements;  (ii) borrower  messages  included on, and statement  inserts  provided  with,  the monthly statements sent to Mortgagors;  provided,  however,  that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by the Company.

                  IN WITNESS  WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                          EMC MORTGAGE CORPORATION

                                                          By: _____________________________________________________

                                                          Name: Ralene Ruyle

                                                          Title:   President

                                                          COUNTRYWIDE HOME LOANS, INC.

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF __________                )

                  On the __ day of  ________,  200_  before  me, a Notary  Public  in and for said  State, personally appeared ________,  known to me to be Vice President of EMC Mortgage  Corporation,  the federal savings  association  that  executed  the  within  instrument  and also  known to me to be the  person who executed it on behalf of said  corporation,  and  acknowledged  to me that such  corporation  executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto  set my hand  affixed my office  seal the day and year in this certificate first above written.

                                                          _________________________________________________________
                                                          Notary Public

                                                          My Commission expires ___________________________________

STATE OF                            )
                                    ) ss.:
COUNTY OF __________                )

                  On the __ day of  _______,  200_  before  me, a  Notary  Public  in and for said  State, personally  appeared  __________,  known to me to be  ______________  of Countrywide Home Loans,  Inc. the
corporation  that executed the within  instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS  WHEREOF,  I have  hereunto  set my hand  affixed my office  seal the day and year in this certificate first above written.

                                                          _________________________________________________________
                                                          Notary Public

                                                          My Commission expires ___________________________________

                                                EXHIBIT A

                                          MORTGAGE LOAN SCHEDULE

                                                EXHIBIT B

                                      CONTENTS OF EACH MORTGAGE FILE

                  With  respect  to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the following items,  which shall be available for inspection by the Purchaser and any prospective  Purchaser, and which shall be retained by the Company in the Servicing  File or delivered to the  Custodian  pursuant to Section  2.01 and 2.03 of the  Seller's  Warranties  and  Servicing  Agreement to which this Exhibit is attached (the "Agreement"):

         1.       The original  Mortgage Note bearing all intervening  endorsements,  endorsed "Pay to the order of
                  _________  without  recourse"  and signed in the name of the  Company  by an  authorized officer (in the event that the  Mortgage  Loan was  acquired by the Company in a merger, the signature must be in the following form:  "Countrywide Home Loans,  Inc.,  successor by  merger  to [name of  predecessor]";  and in the  event  that the  Mortgage  Loan was acquired or  originated  by the Company while doing  business  under  another name,  the signature must be in the following form:  "Countrywide Home Loans, Inc.,  formerly known as [previous name]").

         2.       The original of any guarantee executed in connection with the Mortgage Note (if any).

         3.       The original  Mortgage,  with evidence of recording  thereon.  If in connection with any Mortgage
                  Loan,  the Company  cannot  deliver or cause to be delivered the original  Mortgage with evidence of  recording  thereon on or prior to the  related  Closing  Date  because of a delay caused by the public  recording  office where such Mortgage has been delivered for recordation  or because such  Mortgage  has been lost or because  such public  recording office  retains the original  recorded  Mortgage,  the Company shall deliver or cause to be delivered to the Custodian,  a photocopy of such  Mortgage,  together with (i) in the case of a delay caused by the public recording office,  an Officer's  Certificate of the
                  Company  stating  that such  Mortgage  has been  dispatched  to the  appropriate  public recording  office for recordation and that the original  recorded  Mortgage or a copy of such Mortgage  certified by such public  recording office to be a true and complete copy of the original  recorded  Mortgage  will be promptly  delivered to the  Custodian  upon receipt  thereof  by the  Company;  or (ii) in the  case of a  Mortgage  where a  public recording  office  retains  the  original  recorded  Mortgage  or in the  case  where  a
                  Mortgage  is  lost  after  recordation  in a  public  recording  office,  a copy of such
                  Mortgage  certified by such public  recording  office or by the title insurance  company that issued the title  policy to be a true and complete  copy of the  original  recorded
                  Mortgage.

         4.       The  originals of all  assumption,  modification,  consolidation  or extension  agreements,  with evidence of recording thereon.

         5.       The original  Assignment  of Mortgage for each Mortgage  Loan,  in form and substance  acceptable for recording,  delivered in blank.  If the Mortgage Loan was acquired by the Company in a merger,  the  Assignment of Mortgage must be made by  "Countrywide  Home Loans,  Inc., successor  by merger to [name of  predecessor]."  If the  Mortgage  Loan was acquired or originated by the Company while doing  business  under another name,  the  Assignment of
                  Mortgage must be by "Countrywide Home Loans, Inc., formerly known as [previous name]."

         6.       Originals of all intervening  assignments of the Mortgage with evidence of recording thereon,  or if any such intervening  assignment has not been returned from the applicable  recording office  or has  been  lost or if such  public  recording  office  retains  the  original recorded  assignments  of mortgage,  the Company  shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening  assignment,  together with (i) in the case of a delay caused by the public recording office,  an Officer's  Certificate of the
                  Company  stating that such  intervening  assignment  of mortgage has been  dispatched to the  appropriate  public  recording  office  for  recordation  and  that  such  original recorded  intervening  assignment of mortgage or a copy of such  intervening  assignment of  mortgage  certified  by the  appropriate  public  recording  office  or by the title insurance  company that issued the title  policy to be a true and  complete  copy of the original recorded  intervening  assignment of mortgage will be promptly delivered to the
                  Custodian  upon receipt  thereof by the Company;  or (ii) in the case of an  intervening assignment  where a public recording  office retains the original  recorded  intervening assignment or in the case where an intervening  assignment is lost after  recordation in a public  recording  office,  a copy of such  intervening  assignment  certified by such public  recording  office  to be a true  and  complete  copy  of the  original  recorded intervening assignment.

         7.       The original  mortgagee policy of title insurance or attorney's  opinion of title and abstract of title.

         8.       Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

         9.       The  original  hazard  insurance  policy  and, if required by law,  flood  insurance  policy,  in accordance with Section 4.10 of the Agreement.

         10.      Residential loan application.

         11.      Mortgage Loan closing statement.

         12.      Verification of employment and income.

         13.      Verification of acceptable evidence of source and amount of downpayment.

         14.      Credit report on the Mortgagor.

         15.      Residential appraisal report.

         16.      Photograph of the Mortgaged Property.

         17.      Survey of the Mortgaged Property.

         18.      Copy of each instrument  necessary to complete  identification  of any exception set forth in the exception  schedule in the title policy,  i.e.,  map or plat,  restrictions,  easements, sewer agreements, home association declarations, etc.

         19.      All required disclosure statements.

         20.      If  available,  termite  report,  structural  engineer's  report,  water  potability  and  septic certification.

         21.      Sales contract.

         22.      Tax  receipts,   insurance  premium  receipts,  ledger  sheets,  payment  history  from  date  of
                  origination,   insurance   claim   files,   correspondence,   current   and   historical
                  computerized data files, and all other  processing,  underwriting and closing papers and records which are  customarily  contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                  In the event an  Officer's  Certificate  of the Company is  delivered  to the  Custodian because of a delay caused by the public recording office in returning any recorded  document,  the Company shall deliver to the  Custodian,  within 180 days of the related  Closing  Date, an Officer's  Certificate which shall (i)  identify  the  recorded  document,  (ii) state that the  recorded  document  has not been delivered to the Custodian due solely to a delay caused by the public  recording  office,  (iii) state the amount of time  generally  required  by the  applicable  recording  office to record and return a document submitted for recordation,  and (iv) specify the date the applicable  recorded  document will be delivered to the  Custodian.  The Company  shall be required to deliver to the  Custodian  the  applicable  recorded document by the date  specified in (iv) above.  An  extension  of the date  specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                                EXHIBIT C

                                         MORTGAGE LOAN DOCUMENTS

                  The Mortgage  Loan  Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian  pursuant to Section 2.01 of the Seller's  Warranties and
Servicing Agreement to which this Exhibit is annexed (the "Agreement"):

23.      the original  Mortgage Note bearing all intervening  endorsements,  endorsed "Pay to the order of
___________,  without  recourse"  and signed in the name of the Company by an authorized  officer.  To the extent that there is no room on the face of the Mortgage Note for  endorsements,  the  endorsement  may be contained on an allonge,  if state law so allows.  If the  Mortgage  Loan was acquired by the Company in a merger,  the  endorsement  must be by  "Countrywide  Home  Loans,  Inc.,  successor  by merger to [name of predecessor]."  If the  Mortgage  Loan was  acquired or  originated  by the Company  while doing  business under  another  name,  the  endorsement  must be by  "Countrywide  Home  Loans,  Inc.,  formerly  known as
[previous name]";

24.      the original of any guarantee executed in connection with the Mortgage Note;

25.      the original  Mortgage with evidence of recording  thereon,  and the original  recorded  power of attorney,  if the  Mortgage  was  executed  pursuant to a power of  attorney,  with  evidence of recording thereon;

26.      the  originals of all  assumption,  modification,  consolidation  or extension  agreements,  with evidence of recording thereon;

27.      the original  Assignment  of Mortgage for each Mortgage  Loan,  in form and substance  acceptable for recording,  delivered in blank,  or the original  Assignment of Mortgage in recordable form into MERS.
If the Mortgage Loan was acquired by the Company in a merger,  the  Assignment of Mortgage must be made by
"Countrywide  Home Loans,  Inc.,  successor by merger to [name of  predecessor]." If the Mortgage Loan was acquired or  originated  by the Company  while doing  business  under  another  name,  the  Assignment  of
Mortgage must be by "Countrywide Home Loans, Inc., formerly known as [previous name];"

28.      the originals of all  intervening  assignments  of mortgage  with evidence of recording  thereon, including warehousing assignments, if any;

29.      the original mortgagee title insurance policy;

30.      such other documents as the Purchaser may require.

                                               EXHIBIT D-1

                                     CUSTODIAL ACCOUNT CERTIFICATION

                                                                               _____________________, 200_

                  Countrywide  Home Loans,  Inc.  hereby  certifies  that it has  established  the account described below as a Custodial  Account pursuant to Section 4.04 of the Seller's  Warranties and Servicing
Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage Loans.

Title of Account: Countrywide Home Loans, Inc. in trust for the Purchaser

Account Number:   _______________

Address of office or branch
of the Company at
which Account is maintained:                            ___________________________________________________________

                                                        ___________________________________________________________

                                                        ___________________________________________________________

                                                        ___________________________________________________________

                                                          Countrywide Home Loans, Inc.

                                                          Company

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                               EXHIBIT D-2

                                    CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                                                   _________________, 200_

To:      _________________________________________________

__________________________________________________________

__________________________________________________________
         (the "Depository")

                  As  Company  under  the  Seller's  Warranties  and  Servicing  Agreement,  dated  as  of
September 1, 2002, Residential  Adjustable Rate Mortgage Loans (the "Agreement"),  we hereby authorize and request you to establish an account,  as a Custodial  Account  pursuant to Section 4.04 of the  Agreement, to be  designated  as  "[Servicer]  in trust for the  Purchaser -  Residential  Adjustable  Rate  Mortgage
Loans." All  deposits in the  account  shall be subject to  withdrawal  therefrom  by order  signed by the
Company.  You may refuse any deposit which would result in violation of the  requirement  that the account be fully  insured as described  below.  This letter is submitted to you in duplicate.  Please  execute and return one original to us.

                                                          [COUNTRYWIDE HOME LOANS, INC.]

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                                          Date:____________________________________________________

                  The undersigned,  as Depository,  hereby certifies that the above described  account has been established  under Account Number  __________,  at the office of the Depository  indicated above, and agrees to honor  withdrawals on such account as provided above.  The full amount  deposited at any time in the account will be insured by the Federal Deposit Insurance  Corporation  through the Bank Insurance Fund
("BIF") or the Savings Association Insurance Fund ("SAIF").

                                                          _________________________________________________________
                                                          Depository

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                                          Date:____________________________________________________

                                               EXHIBIT E-1

                                       ESCROW ACCOUNT CERTIFICATION

                                                                                  __________________, 200_

                  Countrywide  Home Loans,  Inc.  hereby  certifies  that it has  established  the account described  below as an Escrow  Account  pursuant to Section 4.06 of the Seller's  Warranties and Servicing
Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage Loans.

Title of Account:_"Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors."

Account Number:__________________

Address of office or branch
of the Company at
hich Account is maintained:                             ___________________________________________________________

                                                        ___________________________________________________________

                                                        ___________________________________________________________

                                                        ___________________________________________________________

                                                          [COUNTRYWIDE HOME LOANS, INC.]

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                               EXHIBIT E-2

                                     ESCROW ACCOUNT LETTER AGREEMENT

                                                                                 ___________________, 200_

To:      _________________________________________________

__________________________________________________________

__________________________________________________________
         (the "Depository")

                  As  Company  under  the  Seller's  Warranties  and  Servicing  Agreement,  dated  as  of
September 1, 2002 Residential  Adjustable Rate Mortgage Loans (the  "Agreement"),  we hereby authorize and request you to establish an account,  as an Escrow Account  pursuant to Section 4.07 of the Agreement,  to be designated as "[Servicer],  in trust for the Purchaser - Residential  Adjustable Rate Mortgage  Loans."
All deposits in the account shall be subject to withdrawal  therefrom by order signed by the Company.  You may refuse any deposit  which  would  result in  violation  of the  requirement  that the account be fully insured as described  below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                          [COUNTRYWIDE HOME LOANS, INC.]

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                                          Date:____________________________________________________

                  The undersigned,  as Depository,  hereby certifies that the above described  account has been  established  under Account  Number  ______,  at the office of the Depository  indicated  above,  and agrees to honor  withdrawals on such account as provided above.  The full amount  deposited at any time in the account will be insured by the Federal Deposit Insurance  Corporation  through the Bank Insurance Fund
("BIF") or the Savings Association Insurance Fund ("SAIF").

                                                          _________________________________________________________
                                                          Depository

                                                          By: _____________________________________________________

                                                          Name: ___________________________________________________

                                                          Title: __________________________________________________

                                                          Date:____________________________________________________

                                                EXHIBIT F

                                        MONTHLY REMITTANCE ADVICE

                                                EXHIBIT G

                                        ASSIGNMENT AND ASSUMPTION

                                                                                   _________________, 200_

                  ASSIGNMENT        AND        ASSUMPTION,        dated        __________,         between
__________________________________,    a    ___________________    corporation   having   an   office   at
__________________  ("Assignor") and  _________________________________,  a __________________ corporation having an office at __________________ ("Assignee"):

                  For  and  in  consideration  of the  sum of TEN  DOLLARS  ($10.00)  and  other  valuable consideration  the receipt and sufficiency of which hereby are  acknowledged,  and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

(vii)    The  Assignor  hereby  grants,  transfers  and  assigns to Assignee  all of the right,  title and interest of Assignor,  as  purchaser,  in, to and under that certain  Seller's  Warranties  and  Servicing
Agreement,   Residential   Adjustable  Rate  Mortgage  Loans  (the  "Seller's   Warranties  and  Servicing
Agreement"),  dated as of September 1, 2002, by and between EMC Mortgage  Corporation  (the  "Purchaser"), and Countrywide  Home Loans,  Inc. (the  "Company"),  and the Mortgage Loans  delivered  thereunder by the
Company to the Assignor.

(viii)   The Assignor warrants and represents to, and covenants with, the Assignee that:

a.       The  Assignor  is the lawful  owner of the  Mortgage  Loans with the full right to  transfer  the
Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.       The Assignor has not received notice of, and has no knowledge of, any offsets,  counterclaims  or other defenses  available to the Company with respect to the Seller's  Warranties and Servicing  Agreement or the Mortgage Loans;

c.       The Assignor has not waived or agreed to any waiver  under,  or agreed to any  amendment or other modification  of, the  Seller's  Warranties  and  Servicing  Agreement,  the  Custodial  Agreement  or the
Mortgage  Loans,  including  without  limitation  the  transfer  of the  servicing  obligations  under the
Seller's  Warranties  and  Servicing  Agreement.  The Assignor  has no knowledge  of, and has not received notice  of, any  waivers  under or  amendments  or other  modifications  of, or  assignments  of rights or obligations under, the Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

d.       Neither the Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the  Mortgage  Loans,  any  interest  in the  Mortgage  Loans or any other  similar security  to, or  solicited  any offer to buy or accept a  transfer,  pledge or other  disposition  of the
Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  from,  or otherwise approached or negotiated  with respect to the Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  with,  any person in any manner,  or made any general  solicitation  by means of general  advertising  or in any  other  manner,  or taken  any  other  action  which  would  constitute  a distribution  of the Mortgage  Loans under the Securities Act of 1933 (the "33 Act") or which would render the  disposition  of the  Mortgage  Loans a violation  of Section 5 of the 33 Act or require  registration pursuant thereto.

(ix)     The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

e.       The Assignee agrees to be bound, as Purchaser,  by all of the terms,  covenants and conditions of the Seller's  Warranties  and Servicing  Agreement,  the Mortgage Loans and the Custodial  Agreement,  and
from and after the date  hereof,  the  Assignee  assumes  for the  benefit of each of the  Company and the
Assignor all of the Assignor's obligations as Purchaser thereunder;

f.       The Assignee  understands  that the Mortgage Loans have not been  registered  under the 33 Act or the securities laws of any state;

g.       The purchase  price being paid by the  Assignee for the Mortgage  Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

h.       The Assignee is  acquiring  the Mortgage  Loans for  investment  for its own account only and not for any other person.  In this connection,  neither the Assignee nor any Person authorized to act therefor has offered the Mortgage  Loans by means of any general  advertising  or general  solicitation  within the meaning of Rule 502(c) of U.S.  Securities and Exchange  Commission  Regulation D,  promulgated  under the
1933 Act;

i.       The Assignee  considers itself a substantial,  sophisticated  institutional  investor having such knowledge and  experience in financial  and business  matters that it is capable of evaluating  the merits and risks of investment in the Mortgage Loans;

j.       The Assignee has been  furnished  with all  information  regarding the Mortgage Loans that it has requested from the Assignor or the Company;

k.       Neither the Assignee nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the  Mortgage  Loans,  any  interest  in the  Mortgage  Loans or any other  similar security  to, or  solicited  any offer to buy or accept a  transfer,  pledge or other  disposition  of the
Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  from,  or otherwise approached or negotiated  with respect to the Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  with,  any person in any manner  which would  constitute a  distribution  of the
Mortgage  Loans under the 33 Act or which would render the  disposition  of the Mortgage Loans a violation of  Section  5 of the 33 Act or  require  registration  pursuant  thereto,  nor  will it  act,  nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

l.       Either:  (1) the Assignee is not an employee  benefit plan ("Plan") within the meaning of section
3(3) of the  Employee  Retirement  Income  Security  Act of 1974,  as  amended  ("ERISA")  or a plan (also
"Plan") within the meaning of section  4975(e)(1) of the Internal  Revenue Code of 1986 ("Code"),  and the
Assignee is not directly or indirectly  purchasing  the Mortgage  Loans on behalf of,  investment  manager of, as named  fiduciary  of, as Trustee of, or with assets of, a Plan; or (2) the  Assignee's  purchase of the  Mortgage  Loans will not result in a  prohibited  transaction  under  section 406 of ERISA or section
4975 of the Code.

m.       The  Assignee's  address for purposes of all notices and  correspondence  related to the Mortgage
Loans and the Seller's Warranties and Servicing Agreement is:

                  ___________________________________
                  ___________________________________
                  ___________________________________

                  Attention:_________________________

                  The Assignee's wire transfer  instructions  for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement are:

                  ___________________________________
                  ___________________________________
                  ___________________________________

                  IN WITNESS  WHEREOF,  the parties  have  caused this  Assignment  and  Assumption  to be executed by their duly authorized officers as of the date first above written.

_____________________________________________________        _____________________________________________________
Assignor                                                     Assignee
By:__________________________________________________        By: _________________________________________________

Its:_________________________________________________        Its: ________________________________________________

                                                EXHIBIT H

                                         UNDERWRITING GUIDELINES

                                                EXHIBIT I

                                         ACKNOWLEDGMENT AGREEMENT

                  On this ____ day of ____________,  200_, EMC Mortgage Corporation,  (the "Purchaser") as
the Purchaser  under that certain  Seller's  Warranties and Servicing  Agreement  dated as of September 1,
2002,  (the  "Agreement"),  does hereby  contract  with  Countrywide  Home Loans Inc.  (the  "Company") as
Company under the Agreement,  for the servicing  responsibilities  related to the Mortgage Loans listed on
the  related  Mortgage  Loan  Schedule   attached  hereto.   The  Company  hereby  accepts  the  servicing
responsibilities  transferred  hereby  and on the  date  hereof  assumes  all  servicing  responsibilities related to the Mortgage  Loans  identified on the related  Mortgage  Loan Schedule all in accordance  with the  Agreement.  The  contents of each  Servicing  File  required to be  delivered to service the Mortgage
Loans  pursuant  to the  Agreement  have been or shall be  delivered  to the Company by the  Purchaser  in accordance with the terms of the Agreement.

                  With respect to the Mortgage  Loans made subject to the  Agreement  hereby,  the related
Closing Date shall be ___________________.

                  All other terms and conditions of this transaction shall be governed by the Agreement.

                  Capitalized  terms used herein and not  otherwise  defined  shall have the  meanings set forth in the Agreement.

                  This  Acknowledgment   Agreement  may  be  executed  simultaneously  in  any  number  of counterparts.  Each  counterpart  shall be  deemed  to be an  original,  and all such  counterparts  shall constitute one and the same instrument.

                  IN WITNESS  WHEREOF,  the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            PURCHASER:
                                            EMC MORTGAGE CORPORATION

                                            By:_________________________________________
                                            Name:_______________________________________
                                            Title:______________________________________

                                            SELLER:
                                            COUNTRYWIDE HOME LOANS, INC.

                                            By:_________________________________________
                                            Name:_______________________________________
                                            Title:______________________________________

                                             AMENDMENT REG AB
                       TO THE MASTER MORTGAGE LOAN PURCHASEAND SERVICING AGREEMENT

                  This is  Amendment  Reg AB  ("Amendment  Reg AB"),  dated as of January 1, 2006,  by and between EMC Mortgage  Corporation (the  "Purchaser"),  and Countrywide Home Loans, Inc. (the "Company") to
that certain  Seller's  Warranties and Servicing  Agreement]  dated as of September 1, 2002 by and between the Company and the Purchaser (as amended, modified or supplemented, the "Existing Agreement").

W I T N E S S E T H

                  WHEREAS,  the  Company  and  the  Purchaser  have  agreed,  subject  to  the  terms  and conditions  of this  Amendment  Reg AB that the  Existing  Agreement  be amended to  reflect  agreed  upon revisions to the terms of the Existing Agreement.

                  Accordingly,  the  Company and the  Purchaser  hereby  agree,  in  consideration  of the mutual  premises and mutual  obligations set forth herein,  that the Existing  Agreement is hereby amended as follows:

1.       Capitalized  terms used herein but not  otherwise  defined  shall have the  meanings set forth in the Existing  Agreement.  The Existing Agreement is hereby amended by adding the following  definitions in their proper alphabetical order:

         Commission:  The United States Securities and Exchange Commission.

         Company Information:  As defined in Section 2(g)(i)(A)(1).

         Depositor:  The  depositor,  as such term is  defined  in  Regulation  AB,  with  respect  to any
Securitization Transaction.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Master  Servicer:  With respect to any  Securitization  Transaction,  the "master  servicer,"  if any, identified in the related transaction documents.

         Qualified  Correspondent:  Any Person from which the Company purchased  Mortgage Loans,  provided that the  following  conditions  are  satisfied:  (i) such  Mortgage  Loans  were  either  (x)  originated pursuant to an  agreement  between the Company and such Person that  contemplated  that such Person  would underwrite  mortgage loans from time to time,  for sale to the Company,  in accordance  with  underwriting guidelines  designated by the Company ("Designated  Guidelines") or guidelines that do not vary materially from such  Designated  Guidelines or (y)  individually  re-underwritten  by the Company to the  Designated
Guidelines at the time such Mortgage  Loans were acquired by the Company;  (ii) either (x) the  Designated
Guidelines  were, at the time such Mortgage Loans were  originated,  used by the Company in origination of mortgage  loans  of the  same  type  as the  Mortgage  Loans  for the  Company's  own  account  or (y) the
Designated  Guidelines were, at the time such Mortgage Loans were underwritten,  designated by the Company on a consistent  basis for use by lenders in  originating  mortgage  loans to be purchased by the Company;
and  (iii)  the  Company  employed,  at the  time  such  Mortgage  Loans  were  acquired  by the  Company, pre-purchase  or  post-purchase  quality  assurance  procedures  (which may involve,  among other  things, review of a sample of mortgage  loans  purchased  during a  particular  time period or through  particular channels)  designed to ensure that either Persons from which it purchased  mortgage loans properly applied the  underwriting  criteria  designated  by the Company or the  Mortgage  Loans  purchased  by the Company substantially comply with the Designated Guidelines.

         Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

         Reconstitution  Agreement:  An  agreement  or  agreements  entered  into by the  Company  and the
Purchaser and/or certain third parties in connection with a  Reconstitution  with respect to any or all of the Mortgage Loans serviced under the Agreement.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as such may be amended  from time to time,  and  subject to such  clarification  and interpretation as have been provided by the Commission in the adopting release  (Asset-Backed  Securities,
Securities  Act Release No.  33-8518,  70 Fed.  Reg.  1,506,  1,531 (Jan. 7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Securitization  Transaction:  Any  transaction  subject to Regulation  AB involving  either (1) a sale or other  transfer of some or all of the Mortgage  Loans  directly or indirectly to an issuing entity in connection with an issuance of publicly  offered,  rated or unrated  mortgage-backed  securities or (2)
an  issuance  of publicly  offered,  rated or unrated  securities,  the  payments on which are  determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Servicer:  As defined in Section 2(c)(iii).

         Servicing  Criteria:  The  "servicing  criteria" set forth in Item 1122(d) of  Regulation  AB, as such may be amended from time to time.

         Static Pool Information:  Static pool information as described in Item 1105 of Regulation AB.

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  "servicing"  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of  Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or  any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement that are identified in Item 1122(d) of
Regulation  AB;  provided,  however,  that the term  "Subservicer"  shall not include any master  servicer other than the  Company,  or any special  servicer  engaged at the request of a  Depositor,  Purchaser  or investor in a  Securitization  Transaction,  nor any "back-up  servicer" or trustee  performing  servicing functions on behalf of a Securitization  Transaction engaged at the request of a Depositor,  Purchaser, or investor in a Securitization Transaction.

         Third-Party  Originator:  Each  Person,  other than a Qualified  Correspondent,  that  originated
Mortgage Loans acquired by the Company.

         Whole Loan  Transfer:  Any sale or transfer of some or all of the  Mortgage  Loans,  other than a
Securitization Transaction.

2.       The Purchaser and the Company agree that the Existing  Agreement is hereby  amended by adding the following provisions:

         (a)      Intent of the Parties; Reasonableness.

         The  Purchaser  and the  Company  acknowledge  and agree  that the  purpose  of Article 2 of this
Agreement  is to  facilitate  compliance  by the  Purchaser  and any  Depositor  with  the  provisions  of
Regulation  AB and  related  rules and  regulations  of the  Commission.  Neither  the  Purchaser  nor any
Depositor  shall exercise its right to request  delivery of information or other  performance  under these provisions  other than in good faith,  or for purposes other than  compliance with the Securities Act, the
Exchange  Act and the rules and  regulations  of the  Commission  thereunder.  Although  Regulation  AB is applicable  by its terms only to  offerings  of  asset-backed  securities  that are  registered  under the
Securities Act, the parties  acknowledges that investors in privately offered  securities may require that the Purchaser or any  Depositor  provide  comparable  disclosure in  unregistered  offerings.  The parties agree over time to negotiate  in good faith with respect to the  provision  of  comparable  disclosure  in private  offerings.  The Company  acknowledges that  interpretations  of the requirements of Regulation AB may change over time,  whether due to interpretive  guidance  provided by the Commission or its staff. The
Company  agrees to  negotiate  in good  faith  with the  Purchaser  or any  Depositor  with  regard to any reasonable  requests  for  delivery  of  information  under  these  provisions  on the  basis of  evolving interpretations  of Regulation AB. In connection with any  Securitization  Transaction,  the Company shall cooperate  fully with the  Purchaser  to deliver  to the  Purchaser  (including  any of its  assignees  or designees) and any  Depositor,  any and all  statements,  reports,  certifications,  records and any other information  necessary  to permit  the  Purchaser  or such  Depositor  to comply  with the  provisions  of
Regulation  AB,  together  with  such  disclosures  relating  to the  Company,  and any  parties  or items identified in writing by the Purchaser,  including,  any Subservicer,  any Third-Party  Originator and the
Mortgage Loans, or the servicing of the Mortgage Loans  necessary in order to effect such  compliance,  in the Purchaser's or Depositor's reasonable determination.

         The Purchaser  agrees that it will cooperate  with the Company and provide  sufficient and timely notice of any information  requirements  pertaining to a  Securitization  Transaction.  The Purchaser will make all reasonable  efforts to limit requests for  information,  reports or any other  materials to items the Purchaser  reasonably  believes is required for compliance  with  Regulation AB, and shall not request information which is not required for such compliance.

         (b)      Additional Representations and Warranties of the Company.

                  (i)      The  Company  shall  be  deemed  to  represent  to  the  Purchaser  and  to any
         Depositor,  as of the date on  which  information  is  first  provided  to the  Purchaser  or any
         Depositor  under  Section  2(c) that,  except as  disclosed  in writing to the  Purchaser or such
         Depositor  prior to such date:  (i) the  Company is not aware and has not  received  notice  that any default,  early  amortization or other  performance  triggering  event has occurred as to any other  securitization  due to any act or failure to act of the Company;  (ii) the Company has not been  terminated  as servicer in a  residential  mortgage  loan  securitization,  either due to a servicing  default  or to  application  of a  servicing  performance  test or  trigger;  (iii) no
         material   noncompliance   with  the  applicable   servicing   criteria  with  respect  to  other
         securitizations  of  residential  mortgage  loans  involving  the  Company as  servicer  has been disclosed  or reported by the  Company;  (iv) no material  changes to the  Company's  policies or procedures  with respect to the servicing  function it will perform under this  Agreement and any
         Reconstitution  Agreement  for  mortgage  loans of a type  similar  to the  Mortgage  Loans  have
         occurred  during  the  three-year  period  immediately   preceding  the  related   Securitization
         Transaction;  (v) there are no aspects of the  Company's  financial  condition  that could have a material  adverse  effect on the  performance by the Company of its servicing  obligations  under
         this  Agreement  or  any  Reconstitution   Agreement;   (vi)  there  are  no  material  legal  or
         governmental  proceedings  pending  (or  known  to be  contemplated)  against  the  Company,  any
         Subservicer or any Third-Party  Originator;  and (vii) there are no  affiliations,  relationships or  transactions  relating to the Company,  any  Subservicer or any  Third-Party  Originator with respect  to any  Securitization  Transaction  and any party  thereto  identified  by the  related
         Depositor of a type described in Item 1119 of Regulation AB.

                  (ii)     If so requested by the  Purchaser or any  Depositor on any date  following  the date on which  information  is first  provided to the  Purchaser or any  Depositor  under Section
         2(c),  the Company shall,  within five Business Days  following such request,  confirm in writing the accuracy of the  representations  and  warranties  set forth in paragraph (i) of this Section or, if any such  representation  and  warranty is not  accurate  as of the date of such  request, provide  reasonably  adequate  disclosure of the pertinent  facts, in writing,  to the requesting party.

         (c)      Information to Be Provided by the Company.

         In  connection  with any  Securitization  Transaction  the Company shall (1) within five Business
Days  following  request by the Purchaser or any  Depositor,  provide to the Purchaser and such  Depositor
(or, as  applicable,  cause each  Third-Party  Originator  and each  Subservicer  to provide),  in writing reasonably  required for  compliance  with  Regulation  AB, the  information  and  materials  specified in paragraphs  (i), (ii),  (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable  following notice to or  discovery  by the  Company,  provide to the  Purchaser  and any  Depositor  (as  required by
Regulation AB) the information specified in paragraph (iv) of this Section.

                  (i)      If so requested by the  Purchaser or any  Depositor,  the Company shall provide such  information  regarding (x) the Company,  as originator of the Mortgage Loans  (including as an  acquirer  of  Mortgage  Loans  from a  Qualified  Correspondent,  if  applicable),  or (y) as applicable,  each  Third-Party  Originator,  and  (z)  as  applicable,  each  Subservicer,  as is requested for the purpose of  compliance  with Items  1103(a)(1),  1105 (subject to paragraph (b)
         below), 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

                           (A)      the originator's form of organization;

                           (B)      to the extent material, a description of the originator's  origination program  and how long  the  originator  has  been  engaged  in  originating  residential mortgage  loans,  which  description  shall  include a  discussion  of the  originator's experience in  originating  mortgage loans of a similar type as the Mortgage  Loans;  if
                  material,   information   regarding  the  size  and  composition  of  the   originator's
                  origination  portfolio;  and  information  that may be  material  to an  analysis of the performance  of the  Mortgage  Loans,  including  the  originators'  credit-granting  or underwriting  criteria for mortgage  loans of similar  type(s) as the Mortgage Loans and such other  information  as the Purchaser or any Depositor  may  reasonably  request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                           (C)      a brief description of any material legal or governmental  proceedings pending (or known to be contemplated by a governmental  authority)  against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

                           (D)      a description of any affiliation or relationship  between the Company, each Third-Party  Originator,  if applicable,  each Subservicer and any of the following parties to a Securitization  Transaction,  as such parties are identified to the Company by  the  Purchaser  or  any  Depositor  in  writing  or in  the  related  Reconstitution
                  Agreement within five Business Days in advance of such Securitization Transaction:

                                    (1)     the sponsor;
                                    (2)     the depositor;
                                    (3)     the issuing entity;
                                    (4)     any servicer;
                                    (5)     any trustee;
                                    (6)     any originator;
                                    (7)     any significant obligor;
                                    (8)     any enhancement or support provider; and
                                    (9)     any other material transaction party.

                  (ii)     If so requested by the Purchaser or any  Depositor,  and required by Regulation
         AB or as otherwise agreed upon by the Company,  the Purchaser  and/or the Depositor,  the Company
         shall provide (or, as  applicable,  cause each  Third-Party  Originator  to provide)  Static Pool
         Information  with respect to the mortgage  loans (of a similar  type as the  Mortgage  Loans,  as reasonably  identified by the Purchaser as provided below) originated by (a) the Company,  if the
         Company is an originator  of Mortgage  Loans  (including as an acquirer of Mortgage  Loans from a
         Qualified   Correspondent,   if  applicable),   and/or  (b)  as  applicable,   each   Third-Party
         Originator.  Such Static Pool  Information  shall be prepared by the Company (or, if  applicable, the Third-Party  Originator) on the basis of its  reasonable,  good faith  interpretation  of the requirements  of Item  1105(a)(1)-(3)  of  Regulation  AB. To the extent that there is reasonably available to the Company (or  Third-Party  Originator,  as  applicable)  Static Pool  Information with  respect to more than one  mortgage  loan type,  the  Purchaser  or any  Depositor  shall be entitled to specify whether some or all of such  information  shall be provided  pursuant to this paragraph.  The content of such Static Pool Information may be in the form  customarily  provided by the  Company,  and need not be  customized  for the  Purchaser or any  Depositor.  Such Static
         Pool  Information for each vintage  origination  year or prior  securitized  pool, as applicable, shall  be  presented  in  increments  no less  frequently  than  quarterly  over  the life of the mortgage  loans  included in the vintage  origination  year or prior  securitized  pool. The most recent  periodic  increment  must be as of a date no later than 135 days prior to the date of the prospectus or other offering  document in which the Static Pool  Information is to be included or incorporated  by  reference.  The Static Pool  Information  shall be  provided  in an  electronic format  that  provides  a  permanent  record  of the  information  provided,  such as a  portable document format (pdf) file, or other such electronic format.

                  Promptly  following  notice or discovery of a material error (as determined in Company's sole  discretion),  in Static Pool  Information  provided  pursuant to the immediately  preceding paragraph  (including  an  omission  to  include  therein  information  required  to be  provided pursuant to such paragraph),  the Company shall provide  corrected Static Pool Information to the
         Purchaser or any Depositor,  as applicable,  in the same format in which Static Pool  Information was previously provided to such party by the Company.

                  If so requested by the  Purchaser or any  Depositor,  the Company  shall provide (or, as applicable,  cause each  Third-Party  Originator  to provide),  at the expense of the  requesting party (to the extent of any additional  incremental  expense associated with delivery pursuant to this Agreement),  agreed-upon  procedures letters of certified public  accountants  pertaining to
         Static Pool Information  relating to prior  securitized  pools for  securitizations  closed on or after  January 1, 2006 or, in the case of Static Pool  Information  with respect to the Company's or, if  applicable,  Third-Party  Originator's  originations  or  purchases,  to calendar  months commencing  January 1, 2006, as the Purchaser or such Depositor shall  reasonably  request.  Such statements  and  letters  shall be  addressed  to and be for the  benefit of such  parties as the
         Purchaser  or such  Depositor  shall  designate,  which  shall be  limited  to any  Sponsor,  any
         Depositor,  any broker dealer acting as underwriter,  placement  agent or initial  purchaser with respect to a  Securitization  Transaction or any other party that is reasonably  and  customarily entitled  to receive  such  statements  and  letters in a  Securitization  Transaction.  Any such statement or letter may take the form of a standard,  generally  applicable document  accompanied by a reliance letter authorizing  reliance by the addressees  designated by the Purchaser or such
         Depositor.

                  (iii)    If reasonably  requested by the Purchaser or any  Depositor,  the Company shall provide such  information  regarding  the Company,  as servicer of the Mortgage  Loans,  and each
         Subservicer  (each of the  Company  and each  Subservicer,  for  purposes  of this  paragraph,  a
         "Servicer"),  as is  reasonably  requested  for the  purpose  of  compliance  with  Item  1108 of
         Regulation AB.  Such information shall include, at a minimum:

                           (A)      the Servicer's form of organization;

                           (B)      a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any
                  Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the
                  Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                                    (1)     whether any prior securitizations of mortgage loans of a
                           type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
                                    (2)     the extent of outsourcing the Servicer utilizes;
                                    (3)     whether  there  has  been  previous   disclosure  of  material
                           noncompliance  with the  applicable  servicing  criteria  with respect to other securitizations  of  residential  mortgage  loans  involving  the Servicer as a servicer  during  the  three-year  period  immediately  preceding  the  related
                           Securitization Transaction;
                                    (4)     whether  the  Servicer  has been  terminated  as servicer in a residential mortgage loan securitization,  either due to a servicing default or to application of a servicing performance test or trigger; and
                                    (5)     such other  information  as the Purchaser or any Depositor may reasonably  request  for the  purpose of  compliance  with Item  1108(b)(2)  of
                           Regulation AB;

                           (C)      a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                           (D)      information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the
                  Company of its servicing obligations under this Agreement or any Reconstitution
                  Agreement;

                           (E)      information regarding advances made by the Servicer on the Mortgage
                  Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                           (F)      a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                           (G)      a description of the Servicer's processes for handling  delinquencies,
                  losses,   bankruptcies  and  recoveries,   such  as  through  liquidation  of  mortgaged
                  properties, sale of defaulted mortgage loans or workouts; and

                           (H)      information   as  to  how   the   Servicer   defines   or   determines
                  delinquencies  and  charge-offs,  including  the effect of any grace  period,  re-aging, restructuring,  partial payments  considered  current or other practices with respect to delinquency and loss experience.

                  (iv)     For the purpose of satisfying its reporting  obligation  under the Exchange Act with  respect to any class of  asset-backed  securities,  the Company  shall (or shall cause each
         Subservicer  and, if  applicable,  any  Third-Party  Originator to) (a) provide notice within two
         (2) Business Days to the Purchaser,  any Master  Servicer and any Depositor in writing of (1) any merger,  consolidation  or  sale of  substantially  all of the  assets  of the  Company,  (2) the
         Company's  entry into an agreement with a Subservicer to perform or assist in the  performance of any of the  Company's  obligations  under the  Agreement  or any  Reconstitution  Agreement  that qualifies  as an "entry into a material  definitive  agreement"  under Item 1.01 of the form 8-K, and (b) provide  prompt  notice to the  Purchaser,  the Master  Servicer and the Depositor of (1)
         any Event of Default  under the terms of the  Agreement  or any  Reconstitution  Agreement to the
         extent  not  known  by such  Purchaser,  Master  Servicer  or  Depositor,  and  (2) any  material litigation or  governmental  proceedings  involving  the Company,  any  Subservicer  or any Third
         Party Originator.

                  (v)      To  the  extent  the  Purchaser  or any  Depositor  does  not  itself  have  an affiliation  or  relationship  required to be  disclosed  under Item 1119 of  Regulation  AB that develops  following the closing date of a Securitization  Transaction,  the Company shall provide to the  Purchaser  and any  Depositor  a  description  of any such  affiliation  or  relationship involving the Company,  any Subservicer or any  Third-Party  Originator no later than 15 calendar days  prior to the  date the  Depositor  is  required  to file  its  Form  10-K  disclosing  such affiliation or  relationship.  For purposes of the  foregoing,  the Company (1) shall be entitled to  assume  that  the  parties  to the  Securitization  Transaction  with  whom  affiliations  or relations  must be  disclosed  are the  same as on the  closing  date if it  provides  a  written request (which may be by e-mail) to the Depositor or Master Servicer,  as applicable,  requesting such  confirmation and either obtains such  confirmation or receives no response within three (3)
         Business  Days, (2) shall not be obligated to disclose any  affiliations  or  relationships  that may  develop  after the  closing  date for the  Securitization  Transaction  with any parties not identified to the Company  pursuant to clause (D) of paragraph (i) of this Section 2(c),  and (3)
         shall be entitled to rely upon any written  identification  of parties provided by the Depositor, the Purchaser or any master servicer.

                  (v)      As a condition to the succession to the Company or any  Subservicer as servicer or subservicer  under this Agreement or any applicable  Reconstitution  Agreement related thereto by any Person (i) into which the Company or such  Subservicer may be merged or  consolidated,  or
         (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company shall provide to the  Purchaser,  any Master  Servicer,  and any  Depositor,  at least 15 calendar days prior to the  effective  date of such  succession  or  appointment,  (x)  written  notice  to the
         Purchaser  and  any  Depositor  of  such  succession  or  appointment  and  (y) in  writing,  all information  reasonably  requested by the  Purchaser or any Depositor in order to comply with its reporting  obligation  under  Item 6.02 of Form 8-K with  respect  to any  class of  asset-backed securities.

                  (vi)     Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company, the Company shall, to the extent the Company has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                           (a)      any material modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                           (b)      material breaches of Mortgage Loan representations or warranties or transaction covenants under the Existing Agreement, as amended herein (Item
                  1121(a)(12) of Regulation AB): and

                           (c)      information regarding any Mortgage Loan changes (such as, additions, substitutions or repurchases) and any material changes in origination, underwriting, or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of
                  Regulation AB).

                  (vii)    In addition to such  information as the Company,  as servicer,  is obligated to provide  pursuant  to  other  provisions  of  this  Agreement,  if  reasonably  requested  by the
         Purchaser or any  Depositor,  the Company  shall provide such  information  which is available to the  Company,  regarding  the  servicing  of the  Mortgage  Loans as is  reasonably  required  to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

         (d)      Servicer Compliance Statement.

         On or before March 5 of each  calendar  year,  commencing  in 2007,  the Company shall deliver to the Purchaser and any  Depositor a statement of compliance  addressed to the Purchaser and such  Depositor and signed by an  authorized  officer of the  Company,  to the effect  that (i) a review of the  Company's servicing  activities during the immediately  preceding  calendar year (or applicable portion thereof) and of its  performance  under the servicing  provisions of this Agreement and any  applicable  Reconstitution
Agreement  during  such  period has been made under such  officer's  supervision,  and (ii) to the best of such  officers'  knowledge,  based  on  such  review,  the  Company  has  fulfilled  all of its  servicing obligations  under this Agreement and any  applicable  Reconstitution  Agreement in all material  respects throughout such calendar year (or applicable  portion  thereof) or, if there has been a failure to fulfill any such  obligation in any material  respect,  specifically  identifying  each such failure known to such officer and the nature and the status thereof.

         (e)      Report on Assessment of Compliance and Attestation.

                  (i)      On or before March 5 of each calendar  year,  commencing  in 2007,  the Company shall:

                           (A)      deliver to the  Purchaser  and any  Depositor a report  regarding  the
                  Company's  assessment of compliance  with the Servicing  Criteria during the immediately preceding  calendar  year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of  Regulation  AB. Such report shall be addressed  to the  Purchaser  and such  Depositor  and signed by an authorized  officer of the Company,  and shall address each of the applicable  Servicing  Criteria  specified on a certification  substantially in the form of Exhibit A hereto  (wherein  "investor"  shall  mean the Master  Servicer)
                  delivered to the Purchaser concurrently with the execution of this Agreement;

                           (B)      deliver to the  Purchaser  and any  Depositor a report of a registered public  accounting  firm that attests to, and reports on, the  assessment  of compliance
                  made  by  the  Company  and  delivered  pursuant  to  the  preceding   paragraph.   Such
                  attestation  shall be in accordance with Rules  1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

                           (C)      if  required  by  Regulation  AB,  cause  each  Subservicer  and  each
                  Subcontractor   determined   by  the  Company   pursuant  to  Section   2(f)(ii)  to  be
                  "participating in the servicing  function" within the meaning of Item 1122 of Regulation
                  AB (each, a  "Participating  Entity"),  to deliver to the Purchaser and any Depositor an
                  assessment  of  compliance  and  accountants'   attestation  as  and  when  provided  in
                  paragraphs (A) and (B) of this Section 2(e)(i); and

                           (D)      deliver or, if required by Regulation AB, cause each  Subservicer  and
                  Subcontractor  described  in  Section  2(e)(i)(C)  above to  deliver  to the  Purchaser,
                  Depositor or any other  Person that will be  responsible  for signing the  certification
                  (a  "Sarbanes  Certification")  required  by Rules  13a-14(d)  and  15d-14(d)  under the
                  Exchange Act  (pursuant to Section 302 of the  Sarbanes-Oxley  Act of 2002) on behalf of an asset-backed  issuer with respect to a  Securitization  Transaction a  certification, signed  by the  appropriate  officer  of the  Company,  in the form  attached  hereto as
                  Exhibit B;  provided that such  certification  delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

         The  Company  acknowledges  that the  party  identified  in clause  (i)(D)  above may rely on the certification  provided by the Company  pursuant  to such clause in signing a Sarbanes  Certification  and filing such with the  Commission.  Neither the  Purchaser  nor any  Depositor  will  request  deliver of a certification  under  clause (D) above  unless the  Purchaser,  Depositor  or any other Person is required under the  Exchange  Act to file an annual  report on Form 10-K with  respect to an issuing  entity  whose asset pool includes Mortgage Loans.

                  (ii)     Each  assessment  of compliance  provided by a Subservicer  pursuant to Section
         2(e)(i)(A) shall address each of the applicable  Servicing  Criteria specified on a certification substantially  in the form of Exhibit A hereto delivered to the Purchaser  concurrently  with the execution of this Agreement or, in the case of a Subservicer  subsequently  appointed as such, on or  prior  to  the  date  of  such  appointment.  An  assessment  of  compliance  provided  by  a
         Participating  Entity  pursuant  to Section  2(e)(i)(C)  need not  address  any  elements  of the
         Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

                  (iii)    If reasonably  requested by the Purchaser or any  Depositor,  the Company shall provide to the Purchaser,  any Master  Servicer or any Depositor,  evidence of the  authorization of the person  signing any  certification  or statement  pursuant to Section 2(d) or 2(e) of this
         Agreement.

         (f)      Use of Subservicers and Subcontractors.

         The Company shall not hire or otherwise  utilize the services of any  Subservicer  to fulfill any of the  obligations  of the  Company  as  servicer  under this  Agreement  or any  related  Reconstitution
Agreement  unless the Company  complies with the provisions of paragraph (i) of this  Subsection  (f). The
Company shall not hire or otherwise  utilize the services of any  Subcontractor,  and shall not permit any
Subservicer  to hire or  otherwise  utilize  the  services  of any  Subcontractor,  to fulfill  any of the obligations  of the Company as servicer  under this  Agreement  or any  related  Reconstitution  Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

                  (i)      It shall not be necessary  for the Company to seek the consent of the Purchaser or any  Depositor  to the  utilization  of any  Subservicer.  If required by  Regulation  AB, the
         Company shall cause any Subservicer  used by the Company (or by any  Subservicer) for the benefit of the  Purchaser  and any  Depositor  to comply  with the  provisions  of this  Section and with
         Sections  2(b),  2(c)(iii),  2(c)(v),  2(d),  and 2(e) of this  Agreement  , and to  provide  the
         information   required  with  respect  to  such  Subservicer   under  Section  2(c)(iv)  of  this
         Agreement.  The Company shall be responsible  for obtaining from each  Subservicer and delivering to the Purchaser and any Depositor  any servicer  compliance  statement  required to be delivered by such  Subservicer  under Section 2(d), any assessment of compliance and  attestation  required to be delivered by such  Subservicer  under  Section  2(e) and any  certification  required to be delivered to the Person that will be  responsible  for signing the Sarbanes  Certification  under
         Section 2(e) as and when required to be delivered.

                  (ii)     It shall not be necessary  for the Company to seek the consent of the Purchaser or any Depositor to the  utilization  of any  Subcontractor.  If required by  Regulation  AB, the
         Company shall  promptly upon request  provide to the Purchaser and any Depositor (or any designee of the  Depositor,  such as a master  servicer or  administrator)  a written  description  of the role and function of each  Subcontractor  utilized by the Company or any Subservicer,  specifying
         (A) the  identity  of each such  Subcontractor,  (B) which  (if any) of such  Subcontractors  are
         Participating  Entities,  and (C) which  elements of the Servicing  Criteria will be addressed in assessments of compliance  provided by each  Participating  Entity identified  pursuant to clause
         (B) of this paragraph.

         The  Company  shall  cause  any  such  Participating  Entity  used  by  the  Company  (or  by any
Subservicer)  for the benefit of the Purchaser and any Depositor to comply with the  provisions of Section
2(e) of this  Agreement.  The Company shall be responsible  for obtaining from each  Participating  Entity and  delivering  to the Purchaser and any Depositor  any  assessment  of compliance  and  attestation  and certificate  required to be delivered by such  Participating  Entity under  Section  2(e), in each case as and when required to be delivered.

         (g)      Indemnification; Remedies.

                  (i)      The Company shall  indemnify  the  Purchaser and each of the following  parties participating  in a  Securitization  Transaction:  each sponsor and issuing  entity;  each Person responsible  for the execution or filing of any report  required to be filed with the  Commission with respect to such  Securitization  Transaction,  or for execution of a certification  pursuant to Rule  13a-14(d) or Rule 15d-14(d)  under the Exchange Act with respect to such  Securitization
         Transaction;  each Person who controls  any of such parties  (within the meaning of Section 15 of the Securities  Act and Section 20 of the Exchange  Act);  and the respective  present and former directors,  officers and employees of each of the foregoing and of the Depositor,  and shall hold each of them  harmless  from and against  any losses,  damages,  penalties,  fines,  forfeitures, legal fees and  expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

                           (A)(1)   any untrue  statement  of a material  fact  contained or alleged to be contained in any written  information,  written report,  certification or other material provided under this  Amendment Reg AB by or on behalf of the Company,  or provided under this Amendment Reg AB by or on behalf of any  Subservicer,  Participating  Entity or, if applicable,  Third-Party Originator  (collectively,  the "Company Information"),  or (2)
                  the omission or alleged  omission to state in the Company  Information  a material  fact required  to be stated in the  Company  Information  or  necessary  in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading;  provided, by way of clarification,  that clause (2) of this paragraph shall be  construed  solely  by  reference  to the  Company  Information  and not to any other information  communicated in connection  with a sale or purchase of securities,  without regard to whether the Company  Information or any portion thereof is presented  together with or separately from such other information;

                           (B)      any failure by the Company, any Subservicer,  any Participating Entity
                  or any  Third-Party  Originator  to  deliver  any  information,  report,  certification, accountants'  letter or other  material  when and as required  under this  Amendment Reg
                  AB,  including any failure by the Company to identify  pursuant to Section  2(f)(ii) any
                  Participating Entity; or

                           (C)      any breach by the Company of a  representation  or warranty  set forth in Section 2(b)(i) or in a writing  furnished  pursuant to Section  2(b)(ii) and made as of a date prior to the closing date of the related  Securitization  Transaction,  to the extent  that  such  breach  is not  cured by such  closing  date,  or any  breach by the
                  Company of a  representation  or  warranty  in a writing  furnished  pursuant to Section
                  2(b)(ii) to the extent made as of a date subsequent to such closing date.

         In the case of any  failure  of  performance  described  in clause  (i)(B) of this  Section,  the
Company  shall  promptly  reimburse  the  Purchaser,  any  Depositor,  as  applicable,   and  each  Person
responsible  for the  execution  or filing of any report  required  to be filed with the  Commission  with respect  to  such  Securitization  Transaction,  or for  execution  of a  certification  pursuant  to Rule
13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such  Securitization  Transaction,  for all  costs  reasonably  incurred  by  each  such  party  in  order  to  obtain  the  information,  report, certification,  accountants'  letter or other  material  not  delivered  as required by the  Company,  any
Subservicer, any Participating Entity or any Third-Party Originator.

                  (ii)     (A)      Any failure by the Company, any Subservicer,  any Participating Entity
         or any Third-Party  Originator to deliver any information,  report,  certification,  accountants'
         letter or other  material  when and as required  under this  Amendment  Reg AB , which  continues unremedied for three  Business Days after receipt by the Company and the applicable  Subservicer,
         Subcontractor,  or  Third-Party  Originator of written  notice of such failure from the Purchaser or Depositor  shall,  except as provided in clause (B) of this paragraph,  constitute an Event of
         Default  with  respect to the Company  under this  Agreement  and any  applicable  Reconstitution
         Agreement,  and shall entitle the Purchaser or Depositor,  as applicable,  in its sole discretion to terminate the rights and  obligations of the Company as servicer  under this Agreement  and/or
         any  applicable   Reconstitution  Agreement  related  thereto  without  payment  (notwithstanding anything in this  Agreement or any applicable  Reconstitution  Agreement  related  thereto to the contrary)  of any  compensation  to the  Company  (and if the  Company  is  servicing  any of the
         Mortgage  Loans  in  a  Securitization  Transaction,  appoint  a  successor  servicer  reasonably acceptable to any Master Servicer for such Securitization  Transaction);  provided, however it is understood  that the  Company  shall  retain any rights  pursuant  to which it may be entitled to receive  reimbursement  for  unreimbursed  Monthly  Advances and  Servicing  Advances made by the
         Company under this Agreement  and/or any  applicable  Reconstitution  Agreement.  Notwithstanding anything to the contrary set forth  herein,  to the extent that any  provision of this  Agreement and/or any applicable  Reconstitution  Agreement  expressly  provides for the survival of certain rights or obligations following  termination of the Company as servicer,  such provision shall be given effect.

                           (B)      Any  failure by the  Company,  any  Subservicer  or any  Participating
                  Entity  to  deliver  any  information,  report,  certification  or  accountants'  letter required  under  Regulation  AB  when  and as  required  under  Section  2(d)  or  2(e), including  any  failure  by the  Company  to  identify  a  Participating  Entity,  which continues  unremedied  for ten calendar  days after the date on which such  information, report,  certification  or  accountants'  letter  was  required  to be  delivered  shall constitute  an Event of Default with  respect to the Company  under this  Agreement  and any applicable  Reconstitution  Agreement, and shall entitle the Purchaser or Depositor, as  applicable,  in its sole  discretion to terminate the rights and  obligations of the
                  Company  as  servicer  under  this  Agreement   and/or  any  applicable   Reconstitution
                  Agreement without payment  (notwithstanding  anything in this Agreement to the contrary)
                  of any  compensation  to the  Company;  provided,  however  it is  understood  that  the
                  Company  shall  retain  any  rights  pursuant  to which it may be  entitled  to  receive reimbursement  for  unreimbursed  Monthly  Advances and  Servicing  Advances made by the
                  Company  under  this   Agreement   and/or  any  applicable   Reconstitution   Agreement.
                  Notwithstanding  anything  to the  contrary  set forth  herein,  to the extent  that any provision of this Agreement  and/or any applicable  Reconstitution  Agreement  expressly provides for the survival of certain  rights or  obligations  following  termination  of the Company as servicer, such provision shall be given effect.

                           (C)      The Company  shall  promptly  reimburse the Purchaser (or any affected
                  designee  of  the  Purchaser,   such  as  a  master  servicer)  and  any  Depositor,  as
                  applicable,  for all  reasonable  expenses  incurred by the Purchaser (or such designee)
                  or such  Depositor as such are  incurred,  in  connection  with the  termination  of the
                  Company as servicer and the  transfer of servicing of the Mortgage  Loans to a successor servicer.  The  provisions  of this  paragraph  shall  not  limit  whatever  rights  the
                  Company,  the  Purchaser  or any  Depositor  may have  under  other  provisions  of this
                  Agreement  and/or any  applicable  Reconstitution  Agreement  or  otherwise,  whether in equity or at law,  such as an action for damages,  specific  performance  or  injunctive relief.

                  (iii)    The  Purchaser  agrees  to  indemnify  and  hold  harmless  the  Company,   any
         Subservicer,  any Participating  Entity,  and, if applicable,  any Third-Party  Originator,  each
         Person who controls any of such parties  (within the meaning of Section 15 of the  Securities Act and Section 20 of the Exchange Act), and the respective  present and former  directors,  officers and employees of each of the foregoing from and against any losses,  damages,  penalties,  fines, forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs,  fees and expenses  that any of them may sustain  arising out of or based upon any untrue  statement or alleged untrue  statement of any material fact  contained in any filing with the Commission  with respect to a  Securitization  Transaction  or the  omission  or alleged  omission to state in any filing  with the  Commission  with  respect  to a  Securitization  Transaction  a  material  fact required to be stated or necessary to be stated in order to make the statements  therein,  in the light of the  circumstances  under  which they were  made,  not  misleading,  in each case to the extent, but only to the extent, that such untrue statement,  alleged untrue statement,  omission, or alleged  omission  relates to any filing with the Commission with respect to a  Securitization
         Transaction other than the Company Information.

                  (iv)     If the  indemnification  provided for herein is unavailable or  insufficient to hold  harmless  the  indemnified  party,  then  the  indemnifying  party  agrees  that  it  shall contribute  to the amount  paid or payable by such  indemnified  party as a result of any claims, losses,  damages  or  liabilities  uncured by such  indemnified  party in such  proportion  as is appropriate  to reflect  the  relative  fault of such  indemnified  party on the one hand and the indemnifying party on the other.

                  (v)      This indemnification  shall survive the termination of this Amendment Reg AB or the termination of any party to this Amendment Reg AB.

3.       Notwithstanding  any other  provision  of this  Amendment  Reg AB,  the  Company  shall seek the consent of the Purchaser  for the  utilization  of all  Subservicers  and  Participating  Entities,  when required by and in accordance with the terms of the Existing Agreement.

4.       The Existing  Agreement is hereby  amended by adding the Exhibits  attached  hereto as Exhibit A and Exhibit B to the end thereto.  References in this  Amendment  Reg AB to "this  Agreement" or words of similar import (including  indirect  references to the Agreement) shall be deemed to be references to the
Existing  Agreement as amended by this  Amendment  Reg AB.  Except as  expressly  amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain,  in full force and effect in accordance  with its  terms.  In the event of a  conflict  between  this  Amendment  Reg AB and any other document or agreement,  including without limitation the Existing Agreement,  this Amendment Reg AB shall control.

5.       All notification pursuant to Section 2(c)(iv) should be sent to:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

                  With a copy to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New, York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  All notification pursuant to Section 2(c)(iv)(4) should be sent to:

                  EMC Mortgage Corporation
                  Two Mac Arthur Ridge
                  909 Hidden Ridge Drive, Suite 200
                  Irving, TX  75038
                  Attention:  Associate General Counsel for Loan Administration
                  Facsimile:  (972) 831-2555

                  With copies to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New, York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

         All  notifications to any Master Servicer,  to the extent such "Master  Servicer" is Wells Fargo, should be sent to:

                  UPS/FedEx Delivery:

                  9062 Old Annapolis Road
                  Columbia, MD  21045
                  Attention: Corporate Trust Group, [Insert Deal Name]

                  USPS Delivery:

                  P.O. Box 98
                  Columbia, MD  21046
                  Attention: Corporate Trust Group, [Insert Deal Name]

6.       This  Amendment  Reg AB shall be governed by and  construed  in  accordance  with the laws of the
State of New York without  reference to its conflict of laws provisions  (other than Section 5-1401 of the
General  Obligation  Law),  and the  obligations,  rights and remedies of the parties  hereunder  shall be determined accordance with such laws.

7.                                      This   Amendment   Reg  AB  may  be   executed   in  one  or  more
counterparts and by different  parties hereto on separate  counterparts,  each of which, when so executed, shall  constitute one and the same agreement.  This Amendment Reg AB will become  effective as of the date first  mentioned  above.  This  Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the  respective  permitted  successors and assigns of the Company and the successors and assigns of the Purchaser.

                                         [Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION

                                                     Purchaser

                                            By:_________________________________________
                                            Name:_______________________________________
                                            Title:______________________________________

                                                     COUNTRYWIDE HOME LOANS, INC.

                                            Company_____________________________________
                                            By:_________________________________________
                                            Name:_______________________________________
                                            Title:______________________________________

                                                EXHIBIT A

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment  of  compliance  to be delivered by [the  Company]  [Name of  Subservicer]  shall address, at a minimum, the applicable criteria identified below as "Applicable Servicing Criteria":

------------------------------------------------------------------------------------------ ----------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
-------------------- --------------------------------------------------------------------- ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                                       General Servicing Considerations
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(1)(i)        Policies and procedures  are  instituted to monitor any  performance            X
                     or other  triggers  and  events of default  in  accordance  with the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(1)(ii)       If  any  material  servicing  activities  are  outsourced  to  third            X
                     parties,  policies  and  procedures  are  instituted  to monitor the
                     third  party's   performance  and  compliance  with  such  servicing
                     activities.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(1)(iii)      Any  requirements  in  the  transaction  agreements  to  maintain  a back-up servicer for the mortgage loans are maintained.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions  policy is in effect on the            X
                     party   participating  in  the  servicing  function  throughout  the
                     reporting  period  in  the  amount  of  coverage   required  by  and
                     otherwise  in   accordance   with  the  terms  of  the   transaction
                     agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                                      Cash Collection and Administration
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(i)        Payments  on  mortgage  loans  are  deposited  into the  appropriate            X
                     custodial  bank accounts and related bank clearing  accounts no more than two business days  following  receipt,  or such other number of days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(ii)       Disbursements  made via wire  transfer on behalf of an obligor or to            X
                     an investor are made only by authorized personnel.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(iii)      Advances of funds or guarantees  regarding  collections,  cash flows            X
                     or  distributions,  and any  interest or other fees charged for such advances,  are made,  reviewed  and  approved  as  specified  in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                     The  related  accounts  for the  transaction,  such as cash  reserve
                     accounts    or    accounts     established     as    a    form    of
                     overcollateralization,   are  separately   maintained   (e.g.,  with            X
                     respect  to  commingling  of cash) as set  forth in the  transaction
1122(d)(2)(iv)       agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(v)        Each  custodial   account  is  maintained  at  a  federally  insured            X
                     depository  institution as set forth in the transaction  agreements.
                     For  purposes  of  this  criterion,  "federally  insured  depository institution" with respect to a foreign  financial  institution means a foreign financial  institution that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange Act.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(vi)       Unissued  checks  are  safeguarded  so  as to  prevent  unauthorized            X
                     access.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(2)(vii)      Reconciliations   are   prepared   on  a   monthly   basis  for  all            X
                     asset-backed  securities related bank accounts,  including custodial accounts and related bank clearing accounts.  These  reconciliations are (A)  mathematically  accurate;  (B) prepared  within 30 calendar days after the bank  statement  cutoff date, or such other number of days  specified  in the  transaction  agreements;  (C)  reviewed and
                     approved  by  someone   other  than  the  person  who  prepared  the
                     reconciliation;  and (D) contain explanations for reconciling items.
                     These  reconciling  items are  resolved  within 90 calendar  days of
                     their  original  identification,   or  such  other  number  of  days
                     specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                                      Investor Remittances and Reporting
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(3)(i)        Reports  to  investors,   including  those  to  be  filed  with  the            X
                     Commission,  are  maintained  in  accordance  with  the  transaction agreements and  applicable  Commission  requirements.  Specifically, such  reports (A) are prepared in  accordance  with  timeframes  and other  terms set forth in the  transaction  agreements;  (B) provide information  calculated  in accordance  with the terms  specified in the  transaction  agreements;  (C) are filed with the  Commission as
                     required  by  its  rules  and   regulations;   and  (D)  agree  with
                     investors'  or  the  trustee's   records  as  to  the  total  unpaid
                     principal  balance  and number of  mortgage  loans  serviced  by the
                     Servicer.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(3)(ii)       Amounts due to investors  are  allocated  and remitted in accordance            X
                     with timeframes,  distribution priority and other terms set forth in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                     Disbursements  made to an investor  are posted  within two  business
                     days to the  Servicer's  investor  records,  or such other number of            X
1122(d)(3)(iii)      days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                     Amounts  remitted to investors  per the investor  reports agree with
                     cancelled  checks,  or other  form of  payment,  or  custodial  bank            X
1122(d)(3)(iv)       statements.
-------------------- --------------------------------------------------------------------- ----------------------
                                          Pool Asset Administration
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(i)        Collateral  or security on mortgage  loans is maintained as required            X
                     by the transaction agreements or related mortgage loan documents.
-------------------- --------------------------------------------------------------------- ----------------------
                     Mortgage loan and related  documents are  safeguarded as required by            X
1122(d)(4)(ii)       the transaction agreements
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(iii)      Any  additions,  removals  or  substitutions  to the asset  pool are            X
                     made,  reviewed and approved in  accordance  with any  conditions or requirements in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(iv)       Payments  on  mortgage  loans,   including  any  payoffs,   made  in            X
                     accordance  with the related  mortgage loan  documents are posted to the Servicer's  obligor records maintained no more than two business days after  receipt,  or such other number of days  specified in the transaction  agreements,  and  allocated to  principal,  interest or other items (e.g.,  escrow) in accordance with the related  mortgage loan documents.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(v)        The Servicer's  records  regarding the mortgage loans agree with the            X
                     Servicer's  records with respect to an  obligor's  unpaid  principal balance.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(vi)       Changes  with  respect  to  the  terms  or  status  of an  obligor's            X
                     mortgage  loans (e.g.,  loan  modifications  or re-agings) are made, reviewed and approved by  authorized  personnel in  accordance  with the transaction agreements and related pool asset documents.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(vii)      Loss  mitigation  or  recovery  actions  (e.g.,  forbearance  plans,            X
                     modifications  and deeds in lieu of  foreclosure,  foreclosures  and
                     repossessions,   as  applicable)   are   initiated,   conducted  and
                     concluded in accordance  with the  timeframes or other  requirements established by the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(viii)     Records  documenting  collection  efforts are maintained  during the            X
                     period  a  mortgage  loan  is  delinquent  in  accordance  with  the transaction  agreements.  Such records are  maintained on at least a monthly  basis,  or such other period  specified in the  transaction agreements,  and  describe  the entity's  activities  in  monitoring delinquent  mortgage  loans  including,  for  example,  phone calls, letters and payment  rescheduling  plans in cases where  delinquency is deemed temporary (e.g., illness or unemployment).
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(ix)       Adjustments  to interest rates or rates of return for mortgage loans            X
                     with variable rates are computed based on the related  mortgage loan documents.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(x)        Regarding  any funds  held in trust for an  obligor  (such as escrow            X
                     accounts):  (A) such  funds are  analyzed,  in  accordance  with the obligor's  mortgage loan documents,  on at least an annual basis, or such other  period  specified  in the  transaction  agreements;  (B)
                     interest  on such  funds  is  paid,  or  credited,  to  obligors  in accordance with  applicable  mortgage loan documents and state laws;
                     and (C) such funds are  returned to the  obligor  within 30 calendar days of full repayment of the related  mortgage loans, or such other number of days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(xi)       Payments  made on behalf  of an  obligor  (such as tax or  insurance            X
                     payments)  are made on or before the related  penalty or  expiration dates,  as  indicated on the  appropriate  bills or notices for such payments,  provided  that  such  support  has been  received  by the servicer at least 30  calendar  days prior to these  dates,  or such other number of days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(xii)      Any late  payment  penalties  in  connection  with any payment to be            X
                     made on behalf of an obligor are paid from the servicer's  funds and not charged to the  obligor,  unless the late payment was due to the obligor's error or omission.
-------------------- --------------------------------------------------------------------- ----------------------
                     Disbursements  made on behalf of an obligor  are  posted  within two business days to the obligor's  records  maintained by the servicer,
                     or  such  other  number  of  days   specified  in  the   transaction            X
1122(d)(4)(xiii)     agreements.
-------------------- --------------------------------------------------------------------- ----------------------
1122(d)(4)(xiv)      Delinquencies,    charge-offs   and   uncollectible   accounts   are            X
                     recognized   and  recorded  in  accordance   with  the   transaction
                     agreements.
-------------------- --------------------------------------------------------------------- ----------------------
                     Any  external  enhancement  or  other  support,  identified  in Item
                     1114(a)(1)  through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)       as set forth in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------

                                                     [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                                     Date:____________________________________________________

                                                     By:______________________________________________________
                                                     Name:____________________________________________________
                                                     Title:___________________________________________________

                                                EXHIBIT B

                                       FORM OF ANNUAL CERTIFICATION
I.       The   [   ]    agreement    dated   as   of   [   ],    200[   ]   (the    "Agreement"),    among
                  [IDENTIFY PARTIES]

         I, ________________________________, the _______________________ of Countrywide Home Loans,
Inc., certify to [the Purchaser], [the Depositor], [Master Servicer], [Securities Administrator] or
[Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

                  (1)      I have reviewed the servicer  compliance  statement of the Company  provided in accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the Company's  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  "Servicing  Criteria"),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act")  and Item  1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator] or [Trustee]  pursuant to the Agreement  (collectively,  the "Company
         Servicing Information");

                  (2)      Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not  contain  any  untrue  statement  of a material  fact or omit to state a  material  fact necessary  to make the  statements  made,  in the light of the  circumstances  under  which  such statements  were made, not  misleading  with respect to the period of time covered by the Company
         Servicing Information;

                  (3)      Based on my knowledge,  all of the Company Servicing Information required to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] or [Trustee];

                  (4)      I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review  conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the
         Servicing  Assessment or the Attestation  Report, the Company has fulfilled its obligations under the Agreement; and

                                                [Intentionally Left Blank]

                  (5)      The Compliance  Statement  required to be delivered by the Company  pursuant to this Agreement,  and the Servicing  Assessment and Attestation  Report required to be provided by the Company and by each  Subservicer and  Participating  Entity  pursuant to the Agreement,  have been provided to the  [Depositor]  [Master  Servicer].  Any material  instances of  noncompliance described  in such  reports  have  been  disclosed  to the  [Depositor]  [Master  Servicer].  Any material  instance of  noncompliance  with the  Servicing  Criteria  has been  disclosed  in such reports.

                                                     Date:____________________________________________________

                                                     By:______________________________________________________
                                                     Name:____________________________________________________
                                                     Title:___________________________________________________

                                                                                               EXHIBIT H-2

                                         EMC MORTGAGE CORPORATION
                                                  Owner

                                                   and

                                        ALLIANCE MORTGAGE COMPANY
                                                 Servicer

                                          SUBSERVICING AGREEMENT

                                        Dated as of August 1, 2002

EXHIBITS

         Schedule A        Mortgage Loan Schedule

         Exhibit A         Acknowledgement Agreement

         Exhibit B         Custodial Account Letter Agreement

         Exhibit C         Escrow Account Letter Agreement

         Exhibit D         Form of Request for Release

         Exhibit E         Loan Level Format for Tape Input

         Exhibit F         Reporting Data for Defaulted Loans

         THIS IS A  SUBSERVICING  AGREEMENT,  dated as of August 1,  2002,  and is  executed  between  EMC
Mortgage Corporation (the "Owner") and Alliance Mortgage Company (the "Servicer").

                                          W I T N E S S E T H :

         WHEREAS,  the Servicer has agreed to service,  from time to time,  certain of the other  mortgage loans  acquired by the Owner,  which loans are currently  being  serviced by other  servicers  pursuant to other servicing agreements.

         WHEREAS,  the Owner and the Servicer  desire that,  from and after the date hereof,  the Mortgage
Loans which from time to time are subject to this  Agreement be serviced in accordance  with the terms and provisions of this Agreement instead of the existing servicing agreements.

         WHEREAS,  the Owner has approached Wells Fargo Bank Minnesota,  National Association (the "Master
Servicer") to supervise the servicing of the Mortgage Loans on behalf of the Owner.

         WHEREAS,  the Owner and the Servicer  intend that the Master  Servicer is an intended third party beneficiary of this Agreement.

         NOW,  THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the Owner and the Servicer agree as follows:

                                                ARTICLE I
                                               DEFINITIONS

         Section 1.01.00  Defined Terms.

                 Whenever  used in this  Agreement,  the following  words and phrases,  unless the context otherwise requires, shall have the following meaning specified in this Article:

                  Accepted  Servicing  Practices:  With  respect  to any  Mortgage  Loan,  those  mortgage servicing practices (including collection procedures) that are in accordance with the Fannie Mae Guide.

                  Acknowledgement  Agreement:  An  acknowledgement  agreement  attached hereto in the form of Exhibit A.

                  Adjustment  Date: As to each ARM Loan,  the date on which the Mortgage  Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

                  Agreement:  This  Subservicing  Agreement  including  all  exhibits  hereto,  amendments hereof and supplements hereto.

                  ARM  Loans:  First  lien,  conventional,  1-4  family  residential  Mortgage  Loans with interest  rates which  adjust from time to time in  accordance  with the related  Index and are subject to
Periodic Rate Caps and Lifetime Rate Caps and which may permit conversion to fixed interest rates.

                  Business  Day:  Any day other than (i) a Saturday  or  Sunday,  or (ii) a legal  holiday in the State of New York or the jurisdiction in which the Servicer conducts its servicing  activities,  or
(iii) a day on which banks in the State of New York or the  jurisdiction  in which the  Servicer  conducts its servicing activities are authorized or obligated by law or executive order to be closed.

                  Code:  The  Internal  Revenue Code of 1986,  as it may be amended from time to time,  or any  successor  statute  thereto,  and  applicable  U.S.  Department  of the Treasury  regulations  issued pursuant thereto.

                  Condemnation  Proceeds:  All awards or settlements  in respect of a Mortgaged  Property, whether  permanent  or  temporary,  partial  or entire,  by  exercise  of the power of  eminent  domain or condemnation,  to the extent not  required to be released to a Mortgagor in  accordance  with the terms of the related Mortgage Loan Documents.

                  Custodial  Account:  The  separate  demand  account or accounts  created and  maintained pursuant to Section  4.04 which  shall be entitled  "[Servicer]  Custodial  Account in trust for  [Owner],
Owner  of  Whole  Loan  Mortgages  and  various  Mortgagors"  and  shall  be  established  at a  Qualified
Depository,  each of which  accounts  shall in no event  contain  funds in  excess  of the FDIC  insurance limits.

                  Custodian:  Wells Fargo Bank Minnesota,  National  Association,  or such other custodian as Owner shall designate.

                  Determination  Date:  The  15th  day (or if such  15th day is not a  Business  Day,  the
Business Day immediately preceding such 15th day) of the month of the Remittance Date.

                  Due Date:  Each day on which  payments of  principal  and  interest  are  required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

                  Due Period:  With respect to any Remittance  Date,  the period  commencing on the second day of the month  preceding the month of such  Remittance Date and ending on the first day of the month of the Remittance Date.

                  Escrow  Account:   The  separate  trust  account  or  accounts  created  and  maintained pursuant to Section 4.06 which shall be entitled  "[Servicer] Escrow Account, in trust for [Owner],  Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified  Depository,  each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

                  Escrow  Payments:  With respect to any Mortgage  Loan, the amounts  constituting  ground rents,  taxes,  assessments,  water rates, sewer rents,  municipal charges,  mortgage insurance  premiums, fire and hazard insurance premiums,  condominium  charges,  and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

                  Event of Default:  Any one of the  conditions  or  circumstances  enumerated  in Section
9.01.

                  Fannie Mae:  Fannie Mae, or any successor thereto.

                  Fannie  Mae  Guide:  The Fannie Mae  Selling  Guide and the Fannie Mae  Servicing  Guide
and all amendments or additions thereto.

                  Fidelity  Bond: A fidelity  bond to be  maintained  by the Servicer  pursuant to Section
4.12.

                  FIRREA: The Financial  Institutions  Reform,  Recovery,  and Enforcement Act of 1989, as
amended from time to time.

                  Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  Freddie Mac Guide:  The Freddie Mac Selling  Guide and the Freddie Mac  Servicing  Guide
and all amendments or additions thereto.

                  Full  Principal  Prepayment:  A Principal  Prepayment  made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  GAAP:  Generally accepted accounting procedures, consistently applied.

                  HUD:   The United States Department of Housing and Urban Development or any successor.

                  Index:  With respect to each ARM Loan, on the related  Adjustment  Date,  the index used to determine the Mortgage Interest Rate on each such ARM Loan.

                  Insurance  Proceeds:   With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  Lifetime Rate Cap:  With respect to each ARM Loan,  the maximum  Mortgage  Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

                  Liquidation   Proceeds:   Cash  received  in  connection   with  the  liquidation  of  a
defaulted  Mortgage Loan,  whether  through the sale or assignment of such Mortgage Loan,  trustee's sale, foreclosure sale or otherwise,  other than amounts  received  following the acquisition of an REO Property pursuant to Section 4.13.

                  Margin:  With respect to each ARM Loan,  the fixed  percentage  amount set forth in each related  Mortgage  Note which is added to the Index in order to determine  the related  Mortgage  Interest
Rate.

                  Master Servicer:  Wells Fargo Bank Minnesota,  National  Association,  its successors in interest and assigns, or any successor thereto designated by the Owner.

                  Monthly   Advance:   The  aggregate  of  the  advances  made  by  the  Servicer  on  any
Remittance Date pursuant to Section 5.03.

                  Monthly  Payment:  With respect to each Mortgage  Loan,  the scheduled  monthly  payment of principal and interest  thereon which is payable by the related  Mortgagor  under the related  Mortgage
Note.

                  Mortgage:  The  mortgage,  deed of trust or other  instrument  securing a Mortgage  Note which  creates a first  lien on an  unsubordinated  estate in fee  simple in real  property  securing  the
Mortgage Note.

                  Mortgage  Interest  Rate:  The annual  rate at which  interest  accrues on any  Mortgage
Loan in accordance  with the  provisions of the related  Mortgage Note, and in the case of an ARM Loan, as adjusted  from time to time on each  Adjustment  Date for such  Mortgage  Loan to equal the Index for such
Mortgage  Loan plus the Margin for such Mortgage  Loan,  and subject to the  limitations  on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

                  Mortgage Loan: An individual  Mortgage Loan described  herein and as further  identified on the Mortgage  Loan  Schedule,  which  Mortgage  Loan  includes  without  limitation  the Mortgage  Loan
Documents,  the Monthly Payments,  Principal  Prepayments,  Liquidation Proceeds,  Condemnation  Proceeds,
Insurance Proceeds,  REO Disposition Proceeds,  and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan.

                  Mortgage  Loan  Documents:  The  original  mortgage  loan  legal  documents  held by the
Custodian.

                  Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest  remitted  to the Owner,  which shall be equal to the related  Mortgage  Interest  Rate minus the
Servicing Fee Rate.

                   Mortgage  Loan  Schedule:  The  initial  group of  Mortgage  Loans  being  specifically identified on Schedule A attached  hereto;  it being agreed that Schedule A may be supplemented  from time to time by  agreement  of the parties to add  additional  Mortgage  Loans  pursuant to an  Acknowledgement
Agreement.

                  Mortgage  Note: The note or other evidence of the  indebtedness  of a Mortgagor  secured by a Mortgage.

                  Mortgaged  Property:  The  underlying  real  property  securing  repayment of a Mortgage
Note.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Nonrecoverable  Advance:  Any  advance  previously  made  by the  Servicer  pursuant  to
Section 5.03 or any  Servicing  Advance  which,  in the good faith  judgment of the  Servicer,  may not be ultimately  recoverable  by the Servicer from  Liquidation  Proceeds.  The  determination  by the Servicer that is has  made a  Nonrecoverable  Advance,  shall  be  evidenced  by an  Officer's  Certificate  of the
Servicer delivered to the Owner and detailing the reasons for such determination.

                  Officers'  Certificate:  A  certificate  signed by the  Chairman of the Board,  the Vice
Chairman of the Board,  the President,  a Senior Vice President or a Vice President or by the Treasurer or
the Secretary or one of the Assistant Treasurers or Assistant  Secretaries of the Servicer,  and delivered to the Owner as required by this Agreement.

                  Opinion of Counsel:  A written  opinion of counsel,  who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

                  Owner:  EMC Mortgage  Corporation,  its  successors  in interest and assigns  (including the Trustee in connection with a Pass-Through Transfer).

                  Partial  Principal  Prepayment:  A  Principal  Prepayment  by a  Mortgagor  of a partial principal balance of a Mortgage Loan.

                  Pass-Through  Transfer:  The sale or transfer of same or all of the Mortgage  Loans to a trust  as  part of a  publicly  issued  or  privately  placed,  rated  or  unrated  Mortgage  pass-through transaction.

                  Periodic  Rate Cap: With respect to each ARM Loan,  the maximum  increase or decrease in the Mortgage Interest Rate on any Adjustment Date.

                  Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations  of, and  obligations the timely payment of which are fully guaranteed  by the United  States of America  or any  agency or  instrumentality  of the
                  United  States of  America  the  obligations  of which are  backed by the full faith and credit of the United States of America;

                  (ii)     (a) demand or time deposits,  federal funds or bankers'  acceptances  issued by any depository  institution or trust company  incorporated  under the laws of the United
                  States of America or any state thereof  (including  any Trustee or the Master  Servicer)
                  and  subject  to   supervision   and   examination   by  federal  and/or  state  banking
                  authorities,  provided that the commercial  paper and/or the  short-term  deposit rating and/or  the  long-term  unsecured  debt  obligations  or  deposits  of  such  depository institution or trust company at the time of such  investment or  contractual  commitment providing for such  investment are rated in one of the two highest rating  categories by each Rating  Agency and (b) any other demand or time deposit or  certificate  of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii)    repurchase  obligations  with respect to (a) any  security  described in clause
                  (i)  above  or  (b)  any  other   security   issued  or   guaranteed  by  an  agency  or
                  instrumentality  of the United States of America,  the  obligations  of which are backed by the full faith and credit of the United  States of America,  in either  case  entered into with a depository  institution or trust company (acting as principal)  described in clause (ii)(a) above;

                  (iv)     securities  bearing  interest or sold at a discount  issued by any  corporation
                  (including  any  Trustee  or the  Master  Servicer)  incorporated  under the laws of the
                  United  States of America or any state  thereof that are rated in one of the two highest rating  categories by each Rating Agency at the time of such  investment or  contractual commitment providing for such investment;  provided,  however, that securities issued by any  particular  corporation  will  not be  Permitted  Investments  to the  extent  that investments  therein  will cause the then  outstanding  principal  amount of  securities issued by such  corporation  and held as  Permitted  Investments  to  exceed  10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

                  (v)      commercial paper (including both non-interest-bearing  discount obligations and interest-bearing  obligations  payable  on demand or on a  specified  date not more than one year after the date of issuance  thereof)  which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi)     any  other  demand,  money  market or time  deposit,  obligation,  security  or investment as may be acceptable to each Rating Agency; and

                  (vii)    any money market funds the collateral of which  consists of  obligations  fully guaranteed  by the United  States of America  or any  agency or  instrumentality  of the
                  United  States of  America  the  obligations  of which are  backed by the full faith and credit of the  United  States of  America  (which  may  include  repurchase  obligations secured by collateral  described in clause (i)) and other  securities  (including  money market  or common  trust  funds for which any  Trustee  or the  Master  Servicer  or any affiliate  thereof  acts as a manager or an advisor)  and which money  market  funds are rated in one of the two highest rating categories by each Rating Agency;

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such  instrument or if such security  provides for payment of both  principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

                  Person:  Any  individual,   corporation,   partnership,   joint  venture,   association,
joint-stock company,  limited liability company, trust,  unincorporated  organization or government or any agency or political subdivision thereof.

                  Prepayment  Interest  Shortfall:  The sum of the differences  between interest  actually received  in a Due  Period as a result of a full or partial  prepayment  or other  unscheduled  receipt of principal  (including  as a result of a  liquidation)  on each Mortgage Loan as to which such a payment is received and the interest  portion of the Monthly  Payment of such  Mortgage  Loan  scheduled to be due at the applicable Mortgage Loan Remittance Rate.

                  Primary Mortgage  Insurance Policy:  Each primary policy of mortgage  insurance,  or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

                  Prime Rate:  The prime rate of U.S.  money center  banks as published  from time to time in The Wall Street Journal.

                  Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan, full or  partial,  which is  received  in advance of its  scheduled  Due Date,  including  any  prepayment penalty or premium  thereon and which is not accompanied by an amount of interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Qualified  Appraiser:  An  appraiser,  duly  appointed  by  the  Servicer,  who  had  no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation  is not affected by the approval or disapproval of the Mortgage Loan,  which appraiser and the  appraisal  made by such  appraiser  both satisfy the  requirements  of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  Qualified  Depository:  (a) The  Custodian  or (b) a  depository,  the accounts of which are  insured by the FDIC and the short term debt  ratings and the long term  deposit  ratings of which are rated in one of the two highest rating categories by each of the Rating Agencies.

                  Qualified  Insurer:  An insurance  company duly  qualified as such under the laws of the states in which the  Mortgaged  Properties  are located,  duly  authorized  and licensed in such states to transact the applicable  insurance  business and to write the insurance  provided,  approved as an insurer by Fannie Mae and Freddie Mac.

                  Rating  Agency:  Standard  & Poor's  Ratings  Service,  a division  of The  McGraw  Hill
Companies Inc., Moody's Investors Service, Inc. and Fitch, Inc.

                  REMIC: A "real estate  mortgage  investment  conduit" within the meaning of Section 860D of the Code.

                  REMIC  Provisions:  The  provisions  of the Federal  income tax law relating to a REMIC, which  appear at Section  860A through  860G of  Subchapter  M of Chapter 1,  Subtitle A of the Code,  and
related provisions,  and regulations,  rulings or pronouncements  promulgated thereunder, as the foregoing may be in effect from time to time.

                  Remittance  Date:  The  18th day of any  month,  or if such  18th day is not a  Business
Day, the first Business Day  immediately  preceding such 18th day. The first  Remittance  Date shall occur on August 18, 2002.

                  REO Disposition:  The final sale by the Servicer of any REO Property.

                  REO  Disposition  Proceeds:  Amounts  received  by the  Servicer  in  connection  with a related REO Disposition.

                  REO Property:  A Mortgaged  Property  acquired by the Servicer on behalf of the Owner as described in Section 4.13.

                  Servicer:  Alliance  Mortgage  Company,  or any of its  successors  in  interest  or any successor under this Agreement appointed as herein provided.

                  Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses  (including  reasonable  attorneys'  fees and  disbursements)  incurred in the performance by the
Servicer of its servicing obligations relating to each Mortgage Loan,  including,  but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged Property,  (b) any enforcement, administrative  or judicial  proceedings,  or any legal work or advice  specifically  related to servicing the  Mortgage  Loans,  including  but not  limited to,  foreclosures,  bankruptcies,  condemnations,  drug seizures,  elections,  foreclosures  by  subordinate  or superior  lienholders,  and other  legal  actions incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are  reasonable and that the Servicer  specifies  the Mortgage  Loan(s) to which such  expenses  relate),  (c) the  management  and liquidation  of the  Mortgaged  Property  if the  Mortgaged  Property  is  acquired  in  full  or  partial satisfaction of the Mortgage,  (d) taxes,  assessments,  water rates,  sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

                  Servicing  Fee:  With respect to each  Mortgage  Loan,  the amount of the annual fee the
Owner shall pay to the Servicer,  which shall,  for a period of one full month, be equal to one-twelfth of the product of (a) the applicable  Servicing Fee Rate and (b) the  outstanding  principal  balance of such
Mortgage  Loan.  Such fee shall be payable  monthly,  computed on the basis of the same  principal  amount and period  respecting which any related  interest payment on a Mortgage Loan is computed.  The obligation of the Owner to pay the  Servicing  Fee is limited to, and the  Servicing Fee is payable from the interest portion of such Monthly Payment collected by the Servicer or as otherwise provided under Section 4.05.

                  Servicing  Fee Rate: A rate per annum equal to (i) 0.05% with  respect to each  Mortgage
Loan which is less than ninety days  delinquent  and (ii) 0.375% with respect to each  Mortgage Loan which is ninety or more days delinquent.

                  Servicing  File:  The  documents,  records and other items  pertaining  to a  particular
Mortgage  Loan,  and any  additional  documents  relating to such  Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

                  Servicing  Officer:  Any officer of the Servicer  involved in, or  responsible  for, the administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

                  Servicing  Transfer  Date:  With respect to each  Mortgage  Loan,  the date on which the
Owner transfers the servicing of the related Mortgage Loan to the Servicer.

                  Stated  Principal  Balance:  As to each Mortgage  Loan as of any date of  determination,
(i) the  principal  balance of such  Mortgage  Loan after  giving  effect to  payments of  principal  due, whether or not received,  minus (ii) all amounts  previously  distributed to the Owner with respect to the
Mortgage Loan representing Principal Prepayments.

                  Trustee:  The Person appointed as trustee in connection with any Pass-Through Transfer.

                  Whole Loan  Transfer:  The sale or transfer of some or all of the ownership  interest in the  Mortgage  Loans by the Owner to one or more  third  parties in whole  loan or  participation  format, which third party may be Fannie Mae or Freddie Mac.

                                                ARTICLE II
 SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN
                                                DOCUMENTS

         Section 2.01  Servicing of Mortgage Loans.

                                                     The  Servicer   does  hereby  agree  to  service  the
Mortgage  Loans,   but  subject  to  the  terms  of  this   Agreement.   The  Servicer  shall  deliver  an
Acknowledgement  Agreement  to the Owner on each  Servicing  Transfer  Date with  respect to the  Mortgage
Loans  transferred  on such  date.  The  rights of the  Owner to  receive  payments  with  respect  to the
Mortgage Loans shall be as set forth in this Agreement.

         Section 2.02  Maintenance of Servicing Files.

                  The Servicer shall maintain a Servicing  File  consisting of all documents  necessary to service  the  Mortgage  Loans.  The  possession  of each  Servicing  File by the  Servicer is for the sole purpose of  servicing  the  Mortgage  Loan,  and such  retention  and  possession  by the Servicer is in a custodial  capacity only. The Servicer  acknowledges  that the ownership of each Mortgage Loan,  including the Note,  the  Mortgage,  all other  Mortgage  Loan  Documents  and all rights,  benefits,  proceeds  and obligations  arising  therefrom  or in  connection  therewith,  has been  vested in the Owner.  All rights arising out of the Mortgage  Loans  including,  but not limited to, all funds received on or in connection with the Mortgage  Loans and all records or documents  with respect to the Mortgage  Loans  prepared by or which come into the  possession  of the  Servicer  shall be received and held by the Servicer in trust for the  exclusive  benefit  of the Owner as the owner of the  related  Mortgage  Loans.  Any  portion  of the related  Servicing  Files  retained by the Servicer  shall be  appropriately  identified in the Servicer's computer  system to clearly  reflect  the  ownership  of the  related  Mortgage  Loans by the  Owner.  The
Servicer  shall  release its custody of the  contents of the related  Servicing  Files only in  accordance with  written  instructions  of the Owner,  except  when such  release is required  as  incidental  to the
Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

         Section 2.03  Books and Records.

                  The Servicer shall be responsible for  maintaining,  and shall maintain,  a complete set of books and records for the Mortgage  Loans which shall be  appropriately  identified  in the  Servicer's computer  system to clearly  reflect the ownership of the Mortgage Loan by the Owner.  In particular,  the
Servicer shall  maintain in its  possession,  available for  inspection by the Owner,  or its designee and shall  deliver to the Owner upon demand,  evidence of compliance  with all federal,  state and local laws, rules and  regulations,  and  requirements of Fannie Mae or Freddie Mac, as applicable,  including but not limited to documentation  as to the method used in determining the  applicability of the provisions of the
Flood Disaster  Protection Act of 1973, as amended, to the Mortgaged  Property,  documentation  evidencing insurance  coverage and  eligibility  of any  condominium  project for approval by Fannie Mae and periodic inspection  reports as required by Section 4.13.  To the extent that  original  documents are not required for purposes of realization of Liquidation  Proceeds or Insurance  Proceeds,  documents  maintained by the
Servicer  may be in the form of  microfilm  or  microfiche  or such  other  reliable  means of  recreating original  documents,  including  but not limited to,  optical  imagery  techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

                  The  Servicer  shall  maintain  with  respect  to each  Mortgage  Loan  and  shall  make available  for  inspection  by any Owner or its designee the related  Servicing  File (or copies  thereof)
during  the time the Owner  retains  ownership  of a  Mortgage  Loan and  thereafter  in  accordance  with applicable laws and regulations.

         Section 2.04  Transfer of Mortgage Loans.

                  No transfer of a Mortgage Loan may be made unless such  transfer is in  compliance  with the terms hereof.  For the purposes of this  Agreement,  the Servicer shall be under no obligation to deal with any person with respect to this  Agreement  or any  Mortgage  Loan unless a notice of the transfer of such Mortgage  Loan has been  delivered to the Servicer in  accordance  with this Section 2.04.  The Owner may,  subject to the terms of this  Agreement,  sell and  transfer  one or more of the  Mortgage  Loans in accordance  with Sections 10.02 and 11.12,  provided,  however,  that the transferee will not be deemed to be an Owner  hereunder  binding  upon the  Servicer  unless such  transferee  shall agree in writing to be bound by the terms of this  Agreement  and an  assignment  and  assumption  of this  Agreement  reasonably acceptable to the Servicer  (except as provided in Section 10.02 with respect to a  Pass-Through  transfer by the  initial  Owner).  The Owner  also shall  advise the  Servicer  in  writing of the  transfer.  Upon receipt of notice of the  permitted  transfer,  the  Servicer  shall mark its books and records to reflect the  ownership of the  Mortgage  Loans of such  assignee,  and shall  release the previous  Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.05  Delivery of Mortgage Loan Documents.

                  The Servicer  shall forward to the Custodian on behalf of the Owner  original  documents evidencing an assumption,  modification,  consolidation  or extension of any Mortgage Loan entered into in accordance  with  Section  4.01 or 6.01  promptly  after  their  execution;  provided,  however,  that the
Servicer  shall  provide  the  Custodian  on behalf of the Owner  with a  certified  true copy of any such document  submitted for  recordation  promptly after its execution,  and shall provide the original of any document  submitted  for  recordation  or a copy of such  document  certified  by the  appropriate  public recording  office to be a true and complete  copy of the  original  within 180 days of its  execution.  If delivery is not  completed  within 180 days solely due to delays in making such  delivery by reason of the fact that such documents shall not have been returned by the appropriate  recording  office,  the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

                  From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian.  If the Servicer shall require any of the Mortgage Loan Documents, the
Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit D.  The Custodian shall deliver to the Servicer within five (5) Business
Days, any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner.

                                               ARTICLE III
                              REPRESENTATIONS AND WARRANTIES OF THE SERVICER

                  The  Servicer  represents,  warrants  and  covenants  to the  Owner  that as of the date hereof or as of such date specifically provided herein:

         (a) The  Servicer  is a validly  existing  corporation  in good  standing  under the laws of the state of its  organization  and is qualified to transact  business in, is in good standing under the laws of, and  possesses  all  authority  necessary for the conduct of its business in, each state in which any
Mortgaged  Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such  qualification or license has been made upon the Servicer by any such state,  and in any event the  Servicer is in  compliance  with the laws of each such State to the  extent  necessary  to ensure the  enforceability  of each  Mortgage  Loan and the  servicing  of the
Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Servicer  has full power and  authority  to execute,  deliver and perform,  and to enter into and  consummate  all  transactions  contemplated  by this  Agreement  and to conduct its business as presently conducted,  has duly authorized the execution,  delivery and performance of this Agreement, has duly executed and delivered this  Agreement,  and this Agreement  constitutes a legal,  valid and binding obligation of the  Servicer,  enforceable  against it in accordance  with its terms subject to bankruptcy laws and other  similar laws of general  application  affecting  rights of  creditors  and subject to the application of the rules of equity, including those respecting the availability of specific performance;

         (c) None of the execution and delivery of this Agreement,  the  consummation of the transactions contemplated  thereby and hereby,  or the  fulfillment of or compliance  with the terms and conditions of this Agreement will conflict with any of the terms,  conditions or provisions of the Servicer's  articles of  incorporation  or by-laws or materially  conflict  with or result in a material  breach of any of the terms,  conditions  or provisions  of any legal  restriction  or any agreement or instrument to which the
Servicer is now a party or by which it is bound,  or  constitute a default or result in an  acceleration under any of the  foregoing,  or result in the material  violation of any law, rule,  regulation,  order, judgment or decree to which the Servicer or its property is subject;

         (d) There is no litigation pending or, to the Servicer's  knowledge,  threatened with respect to the Servicer which is reasonably  likely to have a material adverse effect on the execution,  delivery or enforceability of this Agreement,  or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

         (e) No consent,  approval,  authorization  or order of any court or governmental  agency or body is required for the execution,  delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the  consummation of the  transactions  contemplated by this Agreement  except for consents, approvals, authorizations and orders which have been obtained;

         (f) The Servicer is an approved  seller/servicer  of  residential  mortgage loans for Fannie Mae and Freddie Mac. The Servicer is in good  standing to service  mortgage  loans for Fannie Mae and Freddie
Mac and no event  has  occurred  which  would  make the  Servicer  unable  to  comply  with  eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

         (g) No written  statement,  report or other  document  furnished or to be furnished  pursuant to the Agreement  contains or will contain any statement  that is or will be inaccurate or misleading in any material  respect or omits to state a material  fact  required to be stated  therein or necessary to make the information and statements therein not misleading; and

         (h) No fraud or  misrepresentation  of a  material  fact  with  respect  to the  servicing  of a
Mortgage Loan has taken place on the part of the Servicer.

                                                ARTICLE IV
                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01  Servicer to Act as Servicer.

                  The  Servicer,  as  independent  contract  servicer,  shall service and  administer  the
Mortgage  Loans in  accordance  with this  Agreement  and with Accepted  Servicing  Practices  (giving due consideration  to the Owner's reliance on the Servicer),  and shall have full power and authority,  acting alone, to do or cause to be done any and all things in connection  with such servicing and  administration which the Servicer may deem  necessary or desirable and  consistent  with the terms of this  Agreement and with Accepted  Servicing  Practices and shall exercise the same care that it  customarily  employs for its own account.  Except as set forth in this  Agreement,  the Servicer  shall  service the Mortgage  Loans in accordance with Accepted  Servicing  Practices in compliance  with the servicing  provisions of the Fannie
Mae Guide,  which  include,  but are not limited to,  provisions  regarding  the  liquidation  of Mortgage
Loans, the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the maintenance of hazard  insurance  with a Qualified  Insurer,  the  maintenance of fidelity bond and errors and omissions insurance,  inspections,  the restoration of Mortgaged Property,  the maintenance of Primary
Mortgage  Insurance  Policies,  insurance  claims,  and  title  insurance,  management  of  REO  Property, permitted  withdrawals with respect to REO Property,  liquidation reports, and reports of foreclosures and abandonments  of Mortgaged  Property,  the transfer of Mortgaged  Property,  the release of Mortgage  Loan
Documents,  annual  statements,  and examination of records and facilities.  In the event of any conflict, inconsistency  or  discrepancy  between any of the servicing  provisions of this  Agreement and any of the servicing  provisions  of the Fannie Mae Guide,  the  provisions  of this  Agreement  shall control and be binding  upon the Owner and the  Servicer.  The Owner may, at its option,  deliver  powers-of-attorney  to the  Servicer  sufficient  to allow the  Servicer  as  servicer  to execute  all  documentation  requiring
execution  on  behalf  of  Owner  with  respect  to  the  servicing  of  the  Mortgage  Loans,   including
satisfactions,  partial  releases,  modifications  and foreclosure  documentation  or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

                  Consistent  with the terms of this  Agreement,  the Servicer  may waive,  modify or vary any term of any  Mortgage  Loan or consent  to the  postponement  of any such term or in any manner  grant indulgence  to any  Mortgagor  if in the  Servicer's  reasonable  and prudent  determination  such waiver, modification,  postponement or indulgence is not materially adverse to the Owner, provided,  however, that unless the Servicer has obtained the prior  written  consent of the Owner,  the Servicer  shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage  Interest Rate,  forgive the payment of principal or interest,  reduce or increase the  outstanding  principal  balance (except for actual  payments of  principal) or change the final  maturity date on such Mortgage  Loan. In the event of any such  modification  which has been agreed to in writing by the Owner and which permits the deferral of interest or principal  payments on any Mortgage Loan, the Servicer  shall, on the Business Day immediately preceding the related  Remittance  Date in any month in which any such  principal or interest  payment has been deferred,  deposit in the Custodial  Account from its own funds,  in accordance with Section 4.04 and
Section 5.03, the difference  between (a) such month's  principal and one month's  interest at the related
Mortgage Loan  Remittance  Rate on the unpaid  principal  balance of such Mortgage Loan and (b) the amount paid by the  Mortgagor.  The Servicer  shall be entitled to  reimbursement  for such  advances to the same extent as for all other  advances  pursuant  to Section  4.05.  Without  limiting  the  generality  of the foregoing,  the Servicer shall continue, and is hereby authorized and empowered,  to prepare,  execute and deliver,  all instruments of satisfaction or  cancellation,  or of partial or full release,  discharge and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged
Properties.

                  Notwithstanding  anything  in  this  Agreement  to  the  contrary,  in  the  event  of a
Principal  Prepayment  in full or in part,  the Servicer may not waive any  prepayment  penalty or portion thereof  required  by the terms of the related  Mortgage  Note  unless (i) the  enforceability  thereof is limited  (A) by  bankruptcy,  insolvency,  moratorium,  receivership,  or other  similar  law  relating to creditors'  rights  generally  or (B) due to  acceleration  in  connection  with a  foreclosure  or  other involuntary  payment,  or (ii) the  enforceability  is otherwise  limited or prohibited by applicable law.
If the  Servicer  waives or does not  collect  all or a portion  of a  prepayment  penalty  relating  to a
Principal  Prepayment  in full or in part due to any action or  omission  of the  Servicer,  other than as provided  above,  the  Servicer  shall  deposit the amount of such  prepayment  penalty  (or such  portion thereof as had been waived for deposit) into the Custodial  Account for  distribution  in accordance  with the terms of this Agreement.

                  Notwithstanding anything in this Agreement to the contrary, if a REMIC election is made, the Servicer shall not (unless the related mortgagor is in default with respect to the Mortgage
Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause the related REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the "startup date" of such REMIC under the REMIC Provisions.

                  The Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the
Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the
Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer.  Any such subservicer must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing  and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by
Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac.  The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

                  At the cost and expense of the Servicer, without any right of reimbursement from the
Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself.  In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the
Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer.  The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

                  Notwithstanding  any of the  provisions  of this  Agreement  relating to  agreements  or arrangements  between the Servicer and a subservicer  or any  reference  herein to actions taken through a subservicer  or otherwise,  the Servicer  shall not be relieved of its  obligations to the Owner and shall be  obligated  to the same extent and under the same terms and  conditions  as if it alone were  servicing and  administering  the Mortgage  Loans.  The Servicer shall be entitled to enter into an agreement with a subservicer  for  indemnification  of the  Servicer  by the  subservicer  and  nothing  contained  in this
Agreement shall be deemed to limit or modify such indemnification.

                  Any  subservicing  agreement  and any other  transactions  or  services  relating to the
Mortgage  Loans  involving a  subservicer  shall be deemed to be between  such  subservicer  and  Servicer alone,  and the Owner shall have no obligations,  duties or liabilities  with respect to such  subservicer including no  obligation,  duty or liability of Owner to pay such  subservicer's  fees and  expenses.  For purposes of distributions and advances by the Servicer  pursuant to this Agreement,  the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

         Section 4.02  Collection of Mortgage Loan Payments.

                  Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer will proceed with reasonable diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary
Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 4.03  Realization Upon Defaulted Mortgage Loans.

                  The Servicer shall use its reasonable  efforts,  consistent with the procedures that the
Servicer would use in servicing  loans for its own account and the  requirements  of the Fannie Mae Guide, to foreclose  upon or  otherwise  comparably  convert the  ownership of  properties  securing  such of the
Mortgage Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for  collection  of  delinquent  payments  pursuant  to  Section  4.01.  The  Servicer  shall use its reasonable  efforts to realize upon  defaulted  Mortgage Loans in such manner as will maximize the receipt of  principal  and  interest  by the  Owner,  taking  into  account,  among  other  things,  the timing of foreclosure  proceedings.  The  foregoing  is  subject  to the  provisions  that,  in any  case  in  which
Mortgaged  Property  shall have  suffered  damage,  the  Servicer  shall not be required to expend its own funds toward the  restoration of such property  unless it shall  determine in its discretion (i) that such restoration  will  increase the proceeds of  liquidation  of the related  Mortgage Loan to the Owner after reimbursement  to itself  for such  expenses,  and (ii)  that such  expenses  will be  recoverable  by the
Servicer  through  Insurance  Proceeds or Liquidation  Proceeds from the related  Mortgaged  Property,  as contemplated  in Section 4.05. The Servicer shall be  responsible  for all costs and expenses  incurred by it in any such  proceedings  or functions  as  Servicing  Advances;  provided,  however,  that it shall be entitled  to  reimbursement  therefor  as  provided  in  Section  4.05.  Notwithstanding  anything  to the contrary  contained  herein,  in  connection  with a  foreclosure  or  acceptance  of a deed  in  lieu  of foreclosure,  in the event the  Servicer  has  reasonable  cause to believe  that a Mortgaged  Property is contaminated  by  hazardous  or  toxic  substances  or  wastes,  or if the  Owner  otherwise  requests  an environmental  inspection  or review of such  Mortgaged  Property,  such an  inspection or review is to be conducted by a qualified  inspector.  Upon  completion  of the  inspection,  the Servicer  shall  promptly
provide  the  Owner  with  a  written  report  of  the  environmental  inspection.   After  reviewing  the
environmental  inspection  report,  the Owner shall  determine how the Servicer shall proceed with respect to the Mortgaged Property.

         Section 4.04        Establishment of Custodial Accounts; Deposits in Custodial Accounts.

                  The Servicer  shall  segregate  and hold all funds  collected  and received  pursuant to each  Mortgage Loan  separate and apart from any of its own funds and general  assets and shall  establish and  maintain  one or more  Custodial  Accounts.  Each  Custodial  Account  shall  be  established  with a
Qualified  Depository.  To the extent such funds are not deposited in a Custodial Account,  such funds may be invested in  Permitted  Investments  for the benefit of the Owner (with any income  earned  thereon for the benefit of the  Servicer).  Funds  deposited in the Custodial  Account may be drawn on by the Servicer in  accordance  with Section 4.05.  The creation of any  Custodial  Account shall be evidenced by a letter agreement  in the form  shown in  Exhibit  B  hereto.  The  original  of such  letter  agreement  shall be furnished to the Owner upon request.  The Servicer  acknowledges  and agrees that the Servicer  shall bear any losses  incurred  with  respect to  Permitted  Investments.  The  amount of any such  losses  shall be immediately  deposited by the Servicer in the Custodial  Account,  as  appropriate,  out of the Servicer's own funds, with no right to reimbursement therefor.

                  The Servicer shall deposit in a mortgage  clearing  account on a daily basis, and in the
Custodial  Account or Accounts  no later than the second  Business  Day after  receipt of funds and retain therein the following payments and collections:

                                            (i)      all  payments  on  account  of  principal,  including
                           Principal  Prepayments,  on the  Mortgage  Loans  received  after  the  related
                           Servicing Transfer Date;

                                            (ii)     all  payments on account of interest on the  Mortgage
                           Loans adjusted to the related  Mortgage Loan Remittance Rate received after the related Servicing Transfer Date;

                                            (iii)    all   Liquidation   Proceeds   and  REO   Disposition
                           Proceeds received after the related Servicing Transfer Date;

                                            (iv)     any net amounts  received by the  Servicer  after the
                           related  Servicing  Transfer Date in connection with any REO Property  pursuant to Section 4.13;

                                            (v)      all  Insurance  Proceeds  received  after the related
                           Servicing  Transfer Date including amounts required to be deposited pursuant to
                           Sections 4.08 and 4.10,  other than  proceeds to be held in the Escrow  Account and applied to the restoration or repair of the Mortgaged  Property or released
                           to  the  Mortgagor  in  accordance   with  the  Servicer's   normal   servicing
                           procedures, the loan documents or applicable law;

                                            (vi)     all  Condemnation  Proceeds  affecting  any Mortgaged
                           Property  received  after  the  related  Servicing  Transfer  Date  other  than proceeds to be held in the Escrow  Account and  applied to the  restoration  or repair of the  Mortgaged  Property or released to the  Mortgagor in  accordance with  the  Servicer's  normal  servicing  procedures,  the  loan  documents  or applicable law;

                                            (vii)    any Monthly Advances as provided in Section 5.03;

                                            (viii)   any  amounts  received  after the  related  Servicing
                           Transfer  Date and required to be deposited in the Custodial  Account  pursuant to Section 6.02; and

                                            (ix)     with  respect  to  each  full  or  partial  Principal
                           Prepayment  received after the related Servicing  Transfer Date, any Prepayment
                           Interest  Shortfalls,  to the extent of the Servicer's  aggregate Servicing Fee received with respect to the related Due Period.

                  The foregoing  requirements for deposit in the Custodial Account shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the  foregoing,  payments in the nature of late payment charges and assumption  fees, to the extent  permitted by Section 6.01, need not be deposited by the Servicer in the Custodial Account.

         Section 4.05  Permitted Withdrawals From the Custodial Account.

                  The Servicer may, from time to time,  make  withdrawals  from the Custodial  Account for the following purposes:

                  (i)      to make payments to the Owner in the amounts and in the manner  provided for in
Section 5.01;

                  (ii)     to reimburse  itself for Monthly  Advances,  the Servicer's  right to reimburse itself  pursuant to this  subclause  (ii) being limited to amounts  received on the related  Mortgage Loan which  represent  late  collections  (net of the related  Servicing  Fees) of  principal  and/or  interest respecting which any such advance was made;

                  (iii)    to reimburse itself for unreimbursed Servicing Advances and Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage
Loan being limited to Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received after the related Servicing Transfer Date related to such Mortgage Loan;

                  (iv)     to pay to itself as servicing  compensation (a) any interest earned on funds in the Custodial  Account (all such  interest to be withdrawn  monthly not later than each  Remittance  Date)
and (b) any payable Servicing Fee;

                  (v)      to reimburse itself for any Nonrecoverable Advances;

                  (vi)     to transfer funds to another  Qualified  Depository in accordance  with Section
4.09 hereof;

                  (vii)    to reimburse itself as provided in Section 8.03 hereof;

                  (viii)   to remove funds  inadvertently  placed in the Custodial Account in error by the
Servicer; and

                  (ix)     to clear and  terminate  the  Custodial  Account upon the  termination  of this
Agreement.

         Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

                  The Servicer  shall  segregate  and hold all funds  collected  and received  pursuant to each  Mortgage  Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish and maintain one or more Escrow  Accounts.  Each Escrow Account shall be  established  with a  Qualified  Depository.  To the extent such funds are not  deposited  in an Escrow
Account,  such funds may be invested in Permitted  Investments.  Funds  deposited in an Escrow Account may be drawn on by the Servicer in accordance  with Section 4.07.  The creation of any Escrow Account shall be evidenced  by a letter  agreement  in the form shown in Exhibit C. The  original of such letter  agreement shall be  furnished to the Owner upon  request.  The  Servicer  acknowledges  and agrees that the Servicer shall bear any losses  incurred  with  respect to  Permitted  Investments.  The amount of any such  losses shall be  immediately  deposited  by the  Servicer  in the  Escrow  Account,  as  appropriate,  out of the
Servicer's own funds, with no right to reimbursement therefor.

                  The Servicer shall deposit in a mortgage  clearing  account on a daily basis, and in the
Escrow  Account  or  Accounts  no later  than the second  Business  Day after  receipt of funds and retain therein:

                  (i)      all  Escrow  Payments  collected  on  account of the  Mortgage  Loans,  for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

                  (ii)     all Insurance  Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

                  (iii)    all Servicing  Advances for Mortgagors  whose Escrow Payments are  insufficient to cover escrow disbursements.

                  The  Servicer  shall  make  withdrawals  from an  Escrow  Account  only to  effect  such payments as are required  under this  Agreement,  and for such other  purposes as shall be as set forth in and in accordance  with Section 4.07.  Except as provided in Section 4.07,  the Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

         Section 4.07  Permitted Withdrawals From Escrow Account.

                  Withdrawals from the Escrow Account may be made by the Servicer only:

                  (i)      to effect timely  payments of ground rents,  taxes,  assessments,  water rates, fire and hazard insurance  premiums,  Primary  Mortgage  Insurance  Policy  premiums,  if applicable,  and comparable items;

                  (ii)     to reimburse  Servicer for any Servicing  Advance made by Servicer with respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage Loan which  represent late payments or collections of Escrow Payments thereunder;

                  (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv)     for transfer to the Custodial  Account in connection with an acquisition of REO
Property;

                  (v)      for application to restoration or repair of the Mortgaged Property;

                  (vi)     to pay to the Servicer,  or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii)    to pay to the  Mortgagors  or other  parties  Insurance  Proceeds  deposited in accordance with Section 4.06;

                  (viii)   to remove  funds  inadvertently  placed in an  Escrow  Account  in error by the
Servicer; and

                  (ix)     to  clear  and  terminate  the  Escrow  Account  on  the  termination  of  this
Agreement.

                  As part of its servicing  duties,  the Servicer shall pay to the Mortgagors  interest on funds in an Escrow  Account,  to the extent  required by law,  and to the extent that  interest  earned on funds in the Escrow  Account is  insufficient,  shall pay such  interest  from its own funds,  without any reimbursement therefor.

         Section 4.08 Payment of Taxes,  Insurance and Other  Charges,  Maintenance  of Primary  Mortgage
Insurance Policies, Collections Thereunder.

                  With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that the Mortgage does not provide for
Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor when due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                  The  Servicer  will  maintain  in full  force  and  effect  Primary  Mortgage  Insurance
Policies  issued by a Qualified  Insurer with  respect to each  Mortgage  Loan for which such  coverage is herein  required.  Such coverage will be maintained until the ratio of the current  outstanding  principal balance of the related Mortgage Loan to the appraised value of the related  Mortgaged  Property,  based on the most recent appraisal of the Mortgaged  Property  performed by a Qualified  Appraiser,  such appraisal to be  included in the  Servicing  File,  is reduced to 80.00% or less.  The  Servicer  will not cancel or refuse to renew any  Primary  Mortgage  Insurance  Policy  that is required to be kept in force under this
Agreement unless a replacement  Primary Mortgage  Insurance Policy for such canceled or nonrenewed  policy is obtained from and  maintained  with a Qualified  Insurer.  The Servicer shall not take any action which would result in noncoverage  under any applicable  Primary  Mortgage  Insurance  Policy of any loss which, but for the  actions  of the  Servicer  would  have  been  covered  thereunder.  In  connection  with  any assumption or  substitution  agreement  entered into or to be entered into  pursuant to Section 6.01,  the
Servicer shall promptly notify the insurer under the related Primary Mortgage  Insurance  Policy,  if any, of such  assumption or  substitution  of liability in  accordance  with the terms of such policy and shall take all actions  which may be required by such  insurer as a condition  to the  continuation  of coverage under the Primary Mortgage  Insurance Policy.  If such Primary Mortgage  Insurance Policy is terminated as a result of such  assumption  or  substitution  of  liability,  the Servicer  shall  obtain a  replacement
Primary Mortgage Insurance Policy as provided above.

                  In  connection  with its  activities  as servicer,  the  Servicer  agrees to prepare and present,  on behalf of itself and the Owner,  claims to the insurer under any Private  Mortgage  Insurance
Policy in a timely fashion in accordance  with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such action as shall be necessary to permit  recovery under any Primary  Mortgage
Insurance Policy  respecting a defaulted  Mortgage Loan.  Pursuant to Section 4.04, any amounts  collected by the Servicer under any Primary Mortgage  Insurance Policy shall be deposited in the Custodial  Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09  Transfer of Accounts.

                  The Servicer may transfer  the  Custodial  Account or the Escrow  Account to a different
Qualified  Depository  from time to time. The Servicer shall notify the Owner of any such transfer  within
15 Business Days of transfer.

         Section 4.10  Maintenance of Hazard Insurance.

                  The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of
1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the
Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer.  The
Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating
Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

         Section 4.11  [RESERVED].

         Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

                  The Servicer shall maintain,  at its own expense,  a blanket fidelity bond and an errors and  omissions  insurance  policy,  with  broad  coverage  with  responsible  companies  on all  officers, employees  or other  persons  acting in any  capacity  with  regard to the  Mortgage  Loans and who handle funds,  money,  documents  and papers  relating to the Mortgage  Loans.  The Fidelity  Bond and errors and omissions  insurance  shall be in the form of the Mortgage  Banker's  Blanket  Bond and shall  protect and insure the Servicer against losses,  including forgery, theft,  embezzlement,  fraud, errors and omissions and negligent  acts of such persons.  Such  Fidelity  Bond and errors and omissions  insurance  shall also protect and insure the Servicer  against  losses in connection  with the failure to maintain any insurance policies  required  pursuant to this Agreement and the release or  satisfaction of a Mortgage Loan without having obtained  payment in full of the indebtedness  secured  thereby.  No provision of this Section 4.12 requiring  the Fidelity  Bond and errors and omissions  insurance  shall  diminish or relieve the Servicer from its duties and  obligations  as set forth in this  Agreement.  The  minimum  coverage  under any such
Fidelity  Bond and  insurance  policy  shall be at least equal to the  corresponding  amounts  required by
Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide.  The Servicer  shall,  upon request of Owner,  deliver to the Owner a certificate  from the surety and the insurer as to the existence of the Fidelity  Bond and errors and  omissions  insurance  policy and shall  obtain a statement  from the surety and the insurer that such  Fidelity  Bond or insurance  policy shall in no event be  terminated  or materially  modified  without  thirty days prior written  notice to the Owner.  The Servicer  shall notify the Owner within five  Business  Days of receipt of notice that such  Fidelity  Bond or  insurance  policy will be, or has been,  materially  modified  or  terminated.  The Owner and its  successors  or assigns as their  interests may appear must be named as loss payees on the Fidelity  Bond and as  additional  insured on the errors and omissions policy.

         Section 4.13  Title, Management and Disposition of REO Property.

                  In the event that title to any  Mortgaged  Property  is acquired  in  foreclosure  or by deed in lieu of  foreclosure,  the deed or  certificate of sale shall be taken in the name of the Owner or its  designee.  Any such Person or Persons  holding such title other than the Owner shall  acknowledge  in writing that such title is being held as nominee for the benefit of the Owner.

                         The Servicer shall assume the responsibility for marketing each REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this
     Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition if a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, unless (i) the Owner shall have been supplied with an Opinion of Counsel (at the Servicer's expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in
     Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

                    Notwithstanding  any other provision of this  Agreement,  if a REMIC election has been made,  no  Mortgaged  Property  held by a REMIC  shall be rented (or  allowed to continue to be rented) or otherwise  used for the  production  of  income by or on  behalf  of the  related  trust or sold in such a manner or  pursuant  to any terms that would (i) cause such  Mortgaged  Property to fail to qualify at any time as  "foreclosure  property"  within a meaning of Section  860G(a)(8)  of the Code,  (ii)  subject the related  trust to the  imposition  of any federal or state  income  taxes on "net income from  foreclosure property" with respect to such Mortgaged  Property  within the meaning of Section  860G(c) of the Code, or
(iii) cause the sale of such  Mortgaged  Property  to result in the  receipt by the  related  trust or any income from  non-permitted  assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify  and hold  harmless the related  trust with respect to the  imposition of any such taxes.

                  The Servicer shall,  either itself or through an agent selected by the Servicer,  and in accordance  with the Fannie Mae Guide,  manage,  conserve,  protect and operate  each REO  Property in the same manner that it manages,  conserves,  protects  and  operates  other  foreclosed  property for its own account,  and in the same  manner  that  similar  property  in the same  locality  as the REO  Property is managed.  Each REO Disposition  shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer  deems to be in the best interest of the Owner.  The REO  Disposition  Proceeds from the sale of the REO  Property  shall be  promptly  deposited  in the  Custodial  Account.  As soon as practical  thereafter,  the expenses of such sale shall be paid and the Servicer  shall  reimburse  itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.
                  The  Servicer  shall  cause  each  REO  Property  to  be  inspected  promptly  upon  the acquisition  of title  thereto  and  shall  cause  each REO  Property  to be  inspected  at least  monthly thereafter or more  frequently as may be required by the  circumstances.  The Servicer shall make or cause the  inspector to make a written  report of each such  inspection.  Such reports  shall be retained in the
Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

                  Notwithstanding  anything to the contrary set forth in this  Section  4.13,  the parties hereto  hereby agree that the Owner,  at its option,  shall be entitled to manage,  conserve,  protect and operate each REO Property for its own benefit  (such option,  an "REO  Option").  In  connection  with the exercise  of an REO  Option,  the prior two  paragraphs  and the related  provisions  of Section  4.03 and
Section  4.04(iii)  (such  provisions,  the "REO  Marketing  Provisions")  shall be  revised  as  follows.
Following the acquisition of any Mortgaged  Property,  the Servicer shall submit a detailed invoice to the
Owner for all related  Servicing  Advances and, upon  exercising the REO Option,  the Owner shall promptly reimburse  the Servicer  for such  amounts.  In the event the REO Option is  exercised  with respect to an
REO Property,  Section 4.04 (iii) shall not be applicable  thereto.  References  made in Section 4.03 with respect to the  reimbursement of Servicing  Advances shall,  for purposes of such REO Property,  be deemed to be covered by this  paragraph.  The Owner  acknowledges  that, in the event it exercises an REO Option, with respect to the related REO Property,  there shall be no breach by the Servicer  based upon or arising out of the Servicer's failure to comply with the REO Marketing Provisions.

         Section 4.14  Notification of Adjustments.

         With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with requirements of applicable law and the related electronic data received on the Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related electronic data received on the Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments.  The
Servicer shall promptly, upon written request by the Owner, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Servicer of the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused to the Owner thereby.

                                                ARTICLE V
                                          PAYMENTS TO THE OWNER

         Section 5.01  Remittances.

                  On each  Remittance  Date,  the  Servicer  shall  remit  to the  Owner  (i) all  amounts credited to the  Custodial  Account as of the close of business  on the  related  preceding  Determination
Date, net of charges against or withdrawals  from the Custodial  Account  pursuant to Section 4.05,  other than Principal  Prepayments  received after the end of the preceding  calendar month,  plus, to the extent not already deposited in the Custodial  Account,  the sum of (ii) all Monthly Advances,  if any, which the
Servicer  is  obligated  to  distribute  pursuant  to  Section  5.03 and  (iii)  all  Prepayment  Interest
Shortfalls  the  Servicer  is  required  to make up  pursuant  to Section  4.04,  minus  (iv) any  amounts attributable  to Monthly  Payments  collected after the related  Servicing  Transfer Date but due on a Due
Date or Dates  subsequent  to the last day of the related Due Period,  which  amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

                  With  respect to any  remittance  received by the Owner after the  Business Day on which such payment was due, the Servicer  shall pay to the Owner  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus two percentage points, but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall be deposited in the  Custodial  Account  by the  Servicer  on the date such late  payment  is made and shall  cover the period  commencing  with the day  following  such  Business  Day and ending with the Business Day on which such  payment is made,  both  inclusive.  Such  interest  shall be  remitted  along with the  distribution payable  on the  next  succeeding  related  Remittance  Date.  The  payment  by the  Servicer  of any such interest  shall not be deemed an  extension of time for payment or a waiver of any Event of Default by the
Servicer.

         Section 5.02  Statements to the Owner.

                  The Servicer shall furnish to the Owner an individual  Mortgage Loan  accounting  report
(a  "Report"),  as of the last  Business Day of each month (or August 31, 2002, in the case of the initial
Report),  in the Servicer's  assigned loan number order to document  Mortgage Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  such Report shall be received by the Owner no later than the fifth  Business Day of the month of the related  Remittance  Date (or September 5, 2002, in the case of the initial  Report) on a disk or tape or other  computer-readable  format,  in such format as may be mutually  agreed upon by both the Owner and the Servicer,  and in hard copy,  which Report shall contain the following:

                  (i)      with respect to each Monthly Payment,  the amount of such remittance  allocable to interest;

                  (ii)     the amount of servicing  compensation received by the Servicer during the prior distribution period;

                  (iii)    the aggregate Stated Principal Balance of the Mortgage Loans;

                  (iv)     the number and aggregate  outstanding  principal balances of Mortgage Loans (a)
delinquent  (1) 30 to 59 days, (2) 60 to 89 days,  (3) 90 days or more;  (b) as to which  foreclosure  has commenced; and (c) as to which REO Property has been acquired; and

                  (v)      such other reports as may reasonably be required by the Owner.

                  The Servicer  shall also provide  with each such Report a trial  balance,  sorted in the
Owner's assigned loan number order,  and such other loan level  information as described on Exhibits E and
F, in electronic tape form.

                  The  Servicer  shall  prepare  and  file  any and all  information  statements  or other filings  required  to be  delivered  to any  governmental  taxing  authority  or to Owner  pursuant to any applicable  law  with  respect  to the  Mortgage  Loans  and  the  transactions  contemplated  hereby.  In addition,  the Servicer shall provide the Owner with such information  concerning the Mortgage Loans as is necessary  for the Owner to prepare  its  federal  income tax return as the Owner may  reasonably  request from time to time.

                  In addition,  not more than 60 days after the end of each  calendar  year,  the Servicer shall furnish to each Person who was an Owner at any time during such  calendar  year an annual  statement in  accordance  with  the  requirements  of  applicable  federal  income  tax law as to the  aggregate  of remittances of principal and interest for the applicable portion of such year.

         Section 5.03  Monthly Advances by the Servicer.

                  Not later than the close of business  on the  Business  Day  preceding  each  Remittance
Date, the Servicer  shall deposit in the Custodial  Account an amount equal to all payments not previously advanced  by the  Servicer,  whether or not  deferred  pursuant  to  Section  4.01,  of Monthly  Payments, adjusted to the related  Mortgage Loan Remittance  Rate,  which are delinquent at the close of business on the related  Determination Date; provided,  however, that the amount of any such deposit may be reduced by the Amount Held for Future  Distribution  (as defined  below)  then on deposit in the  Custodial  Account.
Any portion of the Amount Held for Future  Distribution  used to pay Monthly Advances shall be replaced by the Servicer by deposit into the Custodial  Account on any future  Remittance  Date to the extent that the funds that are available in the Custodial  Account for  remittance  to the Owner on such  Remittance  Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

                  The "Amount Held for Future  Distribution"  as to any Remittance Date shall be the total of the amounts  held in the  Custodial  Account at the close of business  on the  preceding  Determination
Date which  were  received  after the  related  Servicing  Transfer  Date on  account  of (i)  Liquidation
Proceeds,  Insurance Proceeds,  and Principal Prepayments received or made in the month of such Remittance
Date,  and (ii) payments  which  represent  early receipt of scheduled  payments of principal and interest due on a date or dates subsequent to the related Due Date.

                  The  Servicer's  obligation  to make such Monthly  Advances as to any Mortgage Loan will continue  through the final  disposition  or liquidation  of the Mortgaged  Property,  unless the Servicer deems such advance to be nonrecoverable from Liquidation  Proceeds,  REO Disposition Proceeds or Insurance
Proceeds with respect to the applicable  Mortgage  Loan. In such latter event,  the Servicer shall deliver to the Owner an  Officer's  Certificate  of the Servicer to the effect that an officer of the Servicer has reviewed  the related  Servicing  File and has  obtained a recent  appraisal  and has made the  reasonable determination  that any additional  advances are  nonrecoverable  from  Liquidation or Insurance  Proceeds with respect to the applicable Mortgage Loan.

         Section 5.04  Liquidation Reports.

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the
Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree.
The Servicer shall also provide reports on the status of REO Property containing such information as
Owner may reasonably require.

                                                ARTICLE VI
                                       GENERAL SERVICING PROCEDURES

         Section 6.01  Assumption Agreements.

                  The Servicer  will,  to the extent it has  knowledge of any  conveyance  or  prospective conveyance by any  Mortgagor of a Mortgaged  Property  (whether by absolute  conveyance or by contract of, sale,  and whether or not the Mortgagor  remains or is to remain liable under the Mortgage Note and/or the
Mortgage),  exercise its rights to accelerate  the maturity of such Mortgage Loan under any  "due-on-sale"
clause to the extent permitted by law;  provided,  however,  that the Servicer shall not exercise any such rights if  prohibited  by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights  would  impair or threaten to impair any  recovery  under the related  Primary  Mortgage  Insurance
Policy,  if any. If the Servicer  reasonably  believes it is unable under  applicable  law to enforce such
"due-on-sale"  clause, the Servicer,  will enter into an assumption  agreement with the person to whom the
Mortgaged  Property  has been  conveyed  or is  proposed  to be  conveyed,  pursuant  to which such person becomes  liable  under the  Mortgage  Note and,  to the extent  permitted  by  applicable  state law,  the
Mortgagor  remains  liable  thereon.  Where an  assumption is allowed  pursuant to this Section 6.01,  the
Servicer,  with the prior consent of the primary mortgage  insurer,  if any, is authorized to enter into a substitution  of liability  agreement with the person to whom the Mortgaged  Property has been conveyed or is proposed to be conveyed  pursuant to which the original  mortgagor is released from  liability and such
Person is  substituted  as  mortgagor  and  becomes  liable  under the  related  Mortgage  Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

                  In connection  with any such  assumption  or  substitution  of  liability,  the Servicer shall  follow the  underwriting  practices  and  procedures  of the Fannie Mae Guide.  With  respect to an assumption or substitution  of liability,  the Mortgage  Interest Rate borne by the related  Mortgage Note and the amount of the Monthly  Payment may not be changed.  The  Servicer  shall notify the Owner that any such  substitution of liability or assumption  agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related  Mortgage  Loan  Documents and shall,  for all purposes,  be considered a part of such related mortgage  file to the same extent as all other  documents  and  instruments  constituting  a part thereof.
All fees  collected  by the  Servicer  for  entering  into an  assumption  or  substitution  of  liability agreement shall belong to the Servicer.

                  Notwithstanding  the  foregoing  paragraphs  of this  section or any other  provision of this  Agreement,  the Servicer shall not be deemed to be in default,  breach or any other violation of its obligations  hereunder  by  reason  of any  assumption  of a  Mortgage  Loan  by  operation  of law or any assumption which the Servicer may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term  "assumption"  is deemed to also include a sale of the Mortgaged
Property  subject to the Mortgage that is not  accompanied by an assumption or  substitution  of liability agreement.

         Section 6.02  Satisfaction of Mortgages and Release of Mortgage Loan Documents.

                  Upon the payment in full of any Mortgage  Loan,  the Servicer  will  immediately  notify the Custodian with a certification  and request for release by a Servicing  Officer,  which  certification shall include a statement to the effect that all amounts  received in  connection  with such payment which are required to be deposited in the  Custodial  Account  pursuant to Section 4.04 have been so  deposited, and a request for  delivery to the  Servicer of the portion of the  Mortgage  Loan  Documents  held by the
Custodian.  Upon receipt of such  certification  and request,  the Owner shall  promptly  release or cause the Custodian to promptly  release the related  Mortgage  Loan  Documents to the Servicer and the Servicer
shall  prepare  and  deliver  for  execution  by the  Owner or at the  Owner's  option  execute  under the authority of a power of attorney  delivered to the Servicer by the Owner any  satisfaction or release.  No expense  incurred in connection  with any  instrument of  satisfaction  or deed of  reconveyance  shall be chargeable to the Custodial Account.

                  In the event the  Servicer  satisfies  or releases a Mortgage  without  having  obtained payment in full of the  indebtedness  secured by the Mortgage or should it otherwise  prejudice  any right the Owner may have under the mortgage instruments,  the Servicer,  upon written demand, shall remit within two Business  Days to the Owner the then  outstanding  principal  balance of the related  Mortgage Loan by deposit  thereof in the  Custodial  Account.  The Servicer  shall  maintain the Fidelity Bond insuring the
Servicer  against any loss it may sustain with respect to any Mortgage  Loan not  satisfied in  accordance with the procedures set forth herein.

                  From time to time and as  appropriate  for the servicing or  foreclosure of the Mortgage
Loans,  including for the purpose of collection under any Primary Mortgage Insurance Policy,  upon request of the Servicer and delivery to the Custodian of a servicing  receipt signed by a Servicing  Officer,  the
Custodian  shall  release  the  portion  of the  Mortgage  Loan  Documents  held by the  Custodian  to the
Servicer.  Such  servicing  receipt shall  obligate the Servicer to promptly  return the related  Mortgage
Loan  Documents to the  Custodian,  when the need  therefor by the Servicer no longer  exists,  unless the
Mortgage Loan has been  liquidated and the  Liquidation  Proceeds  relating to the Mortgage Loan have been deposited in the Custodial  Account or such documents  have been delivered to an attorney,  or to a public trustee or other public  official as required by law, for purposes of initiating or pursuing  legal action or other proceedings for the foreclosure of the Mortgaged  Property either  judicially or  non-judicially, and the  Servicer  has  promptly  delivered  to the Owner or the  Custodian a  certificate  of a Servicing
Officer  certifying as to the name and address of the Person to which such  documents  were  delivered and the purpose or purposes of such  delivery.  Upon receipt of a certificate of a Servicing  Officer  stating that such  Mortgage  Loan was  liquidated,  the  servicing  receipt  shall be released by the Owner or the
Custodian, as applicable, to the Servicer.

         Section 6.03  Servicing Compensation.

                  As compensation for its services  hereunder,  the Servicer shall be entitled to withdraw from the Custodial  Account the Servicing Fee;  provided,  however,  that in connection  with any Mortgage
Loans sold by the Owner to Fannie Mae,  the  Servicer  may deduct its  Servicing  Fee from amounts due the
Owner  pursuant to Section 5.01.  Additional  servicing  compensation  in the form of assumption  fees, as provided in Section  6.01,  late  payment  charges and other  ancillary  fees  (excluding  any  prepayment penalties)  shall be retained by the Servicer to the extent not required to be deposited in the  Custodial
Account.  The  Servicer  shall be  required to pay all  expenses  incurred  by it in  connection  with its
servicing  activities   hereunder  and  shall  not  be  entitled  to  reimbursement   therefor  except  as
specifically provided for.

                  The Servicer shall pay on behalf of the Owner any and all guarantee fees due in connection with Mortgage Loans sold by the Owner to Fannie Mae.  The amount of such guarantee fees shall be deducted by the Servicer from the amounts due the Owner pursuant to Section 5.01; provided that if the guarantee fees exceed such amount, the Servicer shall provide the Owner with an original invoice for the amount of any such excess, and the Owner shall pay such invoice by wire transfer to the account designated by the Servicer within 45 days of receipt of such invoice.

         Section 6.04  Annual Statement as to Compliance; Financial Statements.

                  The  Servicer  will  deliver  to the Owner not later than 90 days  following  the end of each fiscal year of the Servicer,  an Officers'  Certificate  stating, as to each signatory thereof,  that
(i) a review of the  activities  of the Servicer  during the preceding  calendar  year and of  performance under  this  Agreement  has been  made  under  such  officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the Servicer has fulfilled all of its obligations under this
Agreement  throughout  such  year,  or,  if  there  has  been a  default  in the  fulfillment  of any such obligation,  specifying  each such default known to such officers and the nature and status thereof except for such defaults as such Officers in their good faith judgment believe to be immaterial.

                  Upon  request by the Owner or the Master  Servicer,  the  Servicer  will deliver to such requesting party a copy of the audited (if such financial  statements are available,  otherwise unaudited)
financial statements of the Servicer for the most recent fiscal year of the Servicer.

         Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

                  Not later  than 90 days  following  the end of each  fiscal  year of the  Servicer,  the
Servicer at its expense  shall cause a firm of  independent  public  accountants  which is a member of the
American  Institute  of  Certified  Public  Accountants  to furnish a statement to the Owner to the effect that such firm has  examined  certain  documents  and records  relating  to the  Servicer's  servicing  of mortgage  loans of the same type as the  Mortgage  Loans  pursuant to servicing  agreements  substantially similar to this Agreement,  which  agreements may include this  Agreement,  and that, on the basis of such an examination,  conducted  substantially  in accordance with the Uniform Single  Attestation  Program for
Mortgage  Bankers,  such firm is of the  opinion  that the  Servicer's  servicing  has been  conducted  in compliance with the agreements  examined  pursuant to this Section 6.05, except for (i) such exceptions as such firm shall  believe to be  immaterial,  and (ii) such other  exceptions as shall be set forth in such statement.

         Section 6.06  Owner's Right to Examine Servicer Records.

                  The Owner shall have the right to examine and audit,  at its  expense,  upon  reasonable notice  to the  Servicer,  during  business  hours or at such  other  times as might be  reasonable  under applicable  circumstances,  any and all of the books,  records,  documentation or other information of the
Servicer,  or held by  another  for the  Servicer  or on its  behalf  or  otherwise,  which  relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

                  The  Servicer  shall  provide  to the Owner  and any  supervisory  agents  or  examiners representing  a state or federal  governmental  agency  having  jurisdiction  over the Owner access to any documentation  regarding the Mortgage  Loans in the  possession  of the Servicer  which may be required by any  applicable  regulations.  Such access shall be afforded  without  charge,  upon  reasonable  request, during normal  business  hours and at the offices of the Servicer,  and in accordance  with the applicable federal or state government regulations.

         Section 6.07  Compliance with REMIC Provisions.

                  If a REMIC  election  has been made with  respect  to the  arrangement  under  which the
Mortgage  Loans and REO Property  are held,  the  Servicer  shall not take any action,  cause the REMIC to take any  action  or fail to take (or  fail to  cause to be  taken)  any  action  that,  under  the  REMIC
Provisions,  if taken or not  taken,  as the case may be could (i)  endanger  the status of the REMIC as a
REMIC or (ii) result in the  imposition of a tax upon the REMIC  (including  but not limited to the tax on
"prohibited  transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a
REMIC set forth in Section  860G(d) of the Code  unless the  Servicer  has  received an Opinion of Counsel
(at the expense of the party  seeking to take such  actions) to the effect  that the  contemplated  action will not endanger such REMIC status or result in the imposition of any such tax.

         Section 6.08  Non-solicitation.

                  The Servicer shall not knowingly  conduct any solicitation  exclusively  targeted to the
Mortgagors for the purpose of inducing or encouraging  the early  prepayment or refinancing of the related
Mortgage  Loans.  It is understood and agreed that  promotions  undertaken by the Servicer or any agent or affiliate  of the  Servicer  which  are  directed  to the  general  public at  large,  including,  without limitation,  mass mailings based on commercially acquired mailing lists,  newspaper,  radio and television advertisements  shall not  constitute  solicitation  under this section.  Nothing  contained  herein shall prohibit the Servicer from (i) distributing to Mortgagors any general  advertising  including  information brochures,  coupon books, or other similar  documentation  which indicates  services the Servicer  offers, including  refinances or (ii)  providing  financing of home equity loans to Mortgagors at the  Mortgagor's request.

                                               ARTICLE VII
                                    REPORTS TO BE PREPARED BY SERVICER

         Section 7.01  Servicer Shall Provide Information as Reasonably Required.

                  The Servicer shall furnish to the Owner upon request, during the term of this
Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement.  The
Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal
Revenue Service or other regulatory agency requirements.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The
Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                               ARTICLE VIII
                                               THE SERVICER

         Section 8.01  Indemnification; Third Party Claims.

                  The Servicer  agrees to indemnify the Owner,  its successors  and assigns,  any agent of the Owner,  and the Master  Servicer,  and hold each of such Persons harmless from and against any and all claims, losses, damages, penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other  costs,  fees and  expenses  that such  Person may  sustain in any way related to the failure of the
Servicer to perform in any way its duties and service the  Mortgage  Loans in strict  compliance  with the terms of this  Agreement  and for breach of any  representation  or  warranty  of the  Servicer  contained herein.  The Servicer shall immediately  notify the Owner or other  indemnified  Person if a claim is made by a third party with respect to this  Agreement or the  Mortgage  Loans,  assume (with the consent of the
Owner and such other  Indemnified  Person and with counsel  reasonably  satisfactory to the Owner and such
Person) the defense of any such claim and pay all  expenses in  connection  therewith,  including  counsel fees,  and promptly pay,  discharge and satisfy any judgment or decree which may be entered  against it or such other  indemnified  Person in respect of such claim but failure to so notify the Owner and such other indemnified  Person  shall not limit its  obligations  hereunder.  The  Servicer  agrees  that it will not enter into any  settlement of any such claim  without the consent of the Owner and such other  indemnified
Person unless such settlement  includes an unconditional  release of the Owner and such other  indemnified
Person from all liability  that is the subject  matter of such claim.  The provisions of this Section 8.01 shall survive termination of this Agreement.

         Section 8.02  Merger or Consolidation of the Servicer.

                  The  Servicer  will keep in full  effect  its  existence,  rights  and  franchises  as a federal  savings bank under the laws the United  States  except as permitted  herein,  and will obtain and preserve its  qualification  to do business as a foreign  corporation in each  jurisdiction  in which such qualification  is or shall be necessary to protect the validity and  enforceability  of this  Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                  Any Person into which the Servicer  may be merged or  consolidated,  or any  corporation resulting from any merger,  conversion or  consolidation  to which the Servicer  shall be a party,  or any
Person  succeeding to the business of the Servicer whether or not related to loan servicing,  shall be the successor of the Servicer  hereunder,  without the  execution or filing of any paper or any further act on the  part of any of the  parties  hereto,  anything  herein  to the  contrary  notwithstanding;  provided, however,  that the successor or surviving  Person shall be an  institution  (i) having a GAAP net worth of not  less  than  $25,000,000,  (ii)  the  deposits  of  which  are  insured  by the  FDIC,  or  which is a
HUD-approved  mortgagee  whose  primary  business is in  origination  and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

         Section 8.03  Limitation on Liability of the Servicer and Others.

                  Neither  the  Servicer  nor any of the  officers,  employees  or agents of the  Servicer shall be under any  liability to the Owner for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment made in good faith;  provided, however,  that this  provision  shall not  protect the  Servicer or any such person  against any breach of warranties  or  representations  made  herein,  or  failure  to  perform  in any  way its  obligations  in compliance with any standard of care set forth in this  Agreement,  or any liability which would otherwise be imposed  by reason of  negligence  or any breach of the terms and  conditions  of this  Agreement.  The
Servicer  and any  officer,  employee or agent of the  Servicer  may rely in good faith on any document of any kind prima  facie  properly  executed  and  submitted  by the Owner  respecting  any  matters  arising hereunder.  The Servicer  shall not be under any  obligation  to appear in,  prosecute or defend any legal action  which is not  incidental  to its duties to service  the  Mortgage  Loans in  accordance  with this
Agreement and which in its opinion may involve it in any expenses or liability;  provided,  however,  that the  Servicer  may,  with the consent of the Owner,  which  consent  shall not be  unreasonably  withheld, undertake  any such action which it may deem  necessary or desirable  with respect to this  Agreement  and the rights and duties of the parties  hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability resulting  therefrom shall be expenses,  costs and liabilities for which the
Owner will be liable,  and the Servicer  shall be entitled to be  reimbursed  therefor  from the Custodial
Account pursuant to Section 4.05.

         Section 8.04  Reserved.

         Section 8.05  No Transfer of Servicing.

                  With respect to the retention of the Servicer to service the Mortgage  Loans  hereunder, the Servicer  acknowledges  that the Owner has acted in reliance upon the Servicer's  independent  status, the  adequacy of its  servicing  facilities,  plan,  personnel,  records and  procedures,  its  integrity, reputation  and  financial  standing  and  the  continuance  thereof.  Without  in any  way  limiting  the generality  of this  section,  the  Servicer  shall not either  assign  this  Agreement  or the  servicing hereunder  or  delegate  its rights or duties  hereunder  or any  portion  thereof,  or sell or  otherwise dispose of all or substantially  all of its property or assets,  without the prior written approval of the
Owner,  which  approval  shall not be  unreasonably  withheld;  provided  that the Servicer may assign the
Agreement  and the  servicing  hereunder  without the consent of Owner to an  affiliate of the Servicer to which all  servicing  of the  Servicer  is  assigned  so long as (i) such  affiliate  is a Fannie  Mae and
Freddie  Mac  approved  servicer  and  (ii) if it is  intended  that  such  affiliate  be spun  off to the shareholders  of the Servicer,  such  affiliate  have a GAAP net worth of at least  $25,000,000  and (iii)
such affiliate  shall deliver to the Owner a  certification  pursuant to which such affiliate  shall agree to be bound by the terms and  conditions  of this  Agreement  and shall  certify that such  affiliate is a
Fannie Mae and Freddie Mac approved servicer in good standing.

                                                ARTICLE IX
                                                 DEFAULT

         Section 9.01  Events of Default.

                  In case one or more of the following  Events of Default by the Servicer  shall occur and be continuing, that is to say:

                  (i)      any failure by the  Servicer  to remit to the Owner any payment  required to be made under the terms of this Agreement  which  continues  unremedied for a period of two (2) Business Days after written notice  thereof (it being  understood  that this  subparagraph  shall not affect  Servicer's obligation  pursuant to Section  5.01 to pay  default  interest  on any  remittance  received by the Owner after the Business Day on which such payment was due); or

                  (ii)     any  failure  on the part of the  Servicer  duly to  observe  or perform in any material  respect any other of the  covenants or  agreements on the part of the Servicer set forth in this
Agreement,  the breach of which has a material  adverse effect and which continue  unremedied for a period of sixty  days  (except  that such  number of days  shall be  fifteen  in the case of a failure to pay any premium for any insurance  policy  required to be maintained  under this  Agreement and such failure shall be deemed to have a material  adverse  effect)  after the date on which  written  notice of such  failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                  (iii)    a decree  or  order  of a court  or  agency  or  supervisory  authority  having jurisdiction  for  the  appointment  of a  conservator  or  receiver  or  liquidator  in  any  insolvency, bankruptcy,  readjustment  of debt,  marshaling of assets and liabilities or similar  proceedings,  or for the  winding-up  or  liquidation  of its affairs,  shall have been  entered  against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv)     the Servicer  shall consent to the  appointment of a conservator or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt,  marshaling of assets and liabilities or similar  proceedings of or relating to the Servicer or of or relating to all or  substantially  all of its property; or

                  (v)      the Servicer  shall admit in writing its  inability to pay its debts  generally as they become due,  file a petition to take  advantage of any  applicable  insolvency  or  reorganization statute,  make an assignment  for the benefit of its  creditors,  or  voluntarily  suspend  payment of its obligations; or

                  (vi)     the Servicer  ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such  entities are then  operating in a capacity  similar to that in which they operate on the date hereof) as a  mortgage  loan  servicer  for more than  thirty  days to the extent  such  entities  perform similar functions; or

                  (vii)    the Servicer attempts to assign its right to servicing  compensation  hereunder or the  Servicer  attempts,  without  the  consent of the Owner,  to sell or  otherwise  dispose of all or
substantially   all  of  its  property  or  assets  or  to  assign  this   Agreement   or  the   servicing
responsibilities  hereunder  or to  delegate  its  duties  hereunder  or any  portion  thereof  except  as otherwise permitted herein; or

                  (viii)   the Servicer  ceases to be qualified to transact  business in any  jurisdiction where it is  currently  so  qualified,  but  only to the  extent  such  non-qualification  materially  and adversely affects the Servicer's ability to perform its obligations hereunder;

                  then,  and in each and every  such case,  so long as an Event of Default  shall not have been  remedied,  the Owner,  by notice in writing to the Servicer may, in addition to whatever  rights the
Owner may have  under  Section  8.01 and at law or equity to  damages,  including  injunctive  relief  and specific  performance,  terminate all the rights and  obligations of the Servicer under this Agreement and in and to the Mortgage  Loans and the proceeds  thereof  without  compensating  the Servicer for the same.
On or after the receipt by the Servicer of such written  notice,  all  authority and power of the Servicer under this  Agreement,  whether  with  respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section 11.01.  Upon written  request from the Owner,  the
Servicer shall prepare,  execute and deliver,  any and all documents and other instruments,  place in such successor's  possession all Servicing  Files,  and do or accomplish all other acts or things  necessary or appropriate  to effect the  purposes of such notice of  termination,  whether to complete the transfer and endorsement or assignment of the Mortgage  Loans and related  documents,  or otherwise,  at the Servicer's sole  expense.  The Servicer  agrees to  cooperate  with the Owner and such  successor  in  effecting  the termination of the Servicer's  responsibilities and rights hereunder,  including,  without limitation, the transfer  to such  successor  for  administration  by it of all cash  amounts  which  shall at the time be credited by the Servicer to the Custodial  Account or Escrow  Account or thereafter  received with respect to the Mortgage Loans or any REO Property.

         Section 9.02  Waiver of Defaults.

                  The  Owner  may  waive  only by  written  notice  any  default  by the  Servicer  in the performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past default, such default  shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been  remedied for every  purpose of this  Agreement.  No such waiver shall  extend to any  subsequent  or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                ARTICLE X
                                               TERMINATION

         Section 10.01  Termination.

                  The respective  obligations and  responsibilities  of the Servicer shall terminate upon:
(i) the later of the final  payment or other  liquidation  (or any advance  with  respect  thereto) of the last Mortgage Loan or the  disposition  of all REO Property and the remittance of all funds due hereunder;
(ii) by mutual consent of the Servicer and the Owner in writing;  (iii)  termination by the Owner pursuant to  Section  9.01,  (iv)  sixty (60) days prior  written  notice by the Owner to the  Servicer  or (v) one hundred twenty (120) days prior written notice by the Servicer to the Owner.

                  If the  Owner at its  option  elects to  terminate  all of the  rights  of the  Servicer hereunder  in  accordance  with  subsection  (iv) of the  preceding  paragraph,  the  Owner  shall pay the
Servicer an amount  equal to (i) if such  termination  occurs  within the six month period  following  the
Servicing  Transfer Date, an amount equal to $50.00 per Mortgage  Loan,  (ii) if such  termination  occurs during the period which is seven  months to twelve  months  following  the  Servicing  Transfer  Date,  an amount equal to $25.00 per Mortgage  Loan,  (iii) if such  termination  occurs  during the period which is thirteen  months to fifteen  months  following the Servicing  Transfer Date, an amount equal to $15.00 per
Mortgage Loan and (iv) if such  termination  occurs during the period which is sixteen (16) months or more following the Servicing Transfer Date, an amount equal to $10.00.

                  Simultaneously  with any such termination and the transfer of servicing  hereunder,  the
Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

         Section 10.02 Removal of Mortgage  Loans from  Inclusion  under this Agreement upon a Whole Loan
Transfer or a Pass-Through Transfer.

                  The Servicer acknowledges and the Owner agrees that with respect to some or all of the
Mortgage Loans, the Owner may effect either (1) one or more Whole Loan Transfers, or  (2) one or more
Pass-Through Transfers.

                                            The  Servicer  shall  cooperate  with the Owner in  connection with any Whole Loan  Transfer  or  Pass-Through  Transfer  contemplated  by the
                           Owner  pursuant  to  this  Section.  In  connection   therewith,   and  without
                           limitation,  the Owner shall  deliver  any  reconstitution  agreement  or other document  related to the Whole Loan  Transfer or  Pass-Through  Transfer to the
                           Servicer at least 15 days prior to such  transfer  and the  Servicer  shall (i)
                           execute  any  such   reconstitution   agreement   which   contains   provisions
                           substantially  similar to those herein or otherwise  reasonably  acceptable  to the  Owner  and  the  Servicer  and  which  restates  the  representations  and warranties  contained in Article III as of the date of transfer  (except to the extent any such  representation  or  warranty  is not  accurate  on such date);
                           provided,  however, that Servicer agrees that any such reconstitution agreement in  connection  with a Whole Loan  Transfer  to Fannie  Mae will be  reasonably acceptable  to the  Servicer  if it  obligates  the  Servicer  to  service  the
                           Mortgage Loans  identified  therein and to remit and report,  all in accordance with the  Fannie  Mae  Guide;  and  provided,  further,  that  only a notice of transfer  identifying the Mortgage Loans to be transferred need be given in the case of a  Pass-Through  Transfer  by the  initial  Owner to  Structured  Asset
                           Mortgage  Investments,  Inc.  ("SAMI") and by SAMI to the Trustee in connection with such  Pass-Through  Transfer;  and (ii) deliver to the Owner for inclusion
                           in  any  prospectus  or  other  offering   material  such  publicly   available
                           information  regarding the Servicer,  its financial  condition and its mortgage
                           loan   delinquency,   foreclosure   and  loss  experience  and  any  additional
                           information  reasonably requested by the Owner, and to deliver to the Owner any similar non-public,  unaudited financial  information,  in which case the Owner shall bear the cost of having  such  information  audited by  certified  public accountants if the Owner desires such an audit,  or as is otherwise  reasonably requested by the Owner and which the  Servicer is capable of providing  without unreasonable  effort or expense,  and to indemnify the Owner and its affiliates for material  misstatements or omissions  contained (i) in such information and
                           (ii) on the Mortgage Loan Schedule.

                  With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, effected by the Owner, Owner (i) shall reimburse Servicer for all reasonable out-of-pocket third party costs and expenses related thereto and (ii) shall pay Servicer a reasonable amount representing time and effort expended by Servicer related thereto (which amount shall be reasonably agreed upon by Servicer and Owner prior to the expenditure of such time and effort); provided, however, that for each Whole Loan
Transfer and/or Pass-Through Transfer, the sum of such amounts described in subsections (i) and (ii)
above shall in no event exceed $5,000.  For purposes of this paragraph, all Whole Loan Transfers and/or
Pass-Through Transfers made to the same entity within the same accounting cycle shall be considered one
Whole Loan Transfer or Pass-Through Transfer.

                  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or
Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

         Section 10.03  Master Servicer.

                  The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Owner, shall have the same rights as the Owner to enforce the obligations of the
Servicer under this Agreement.  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement if such failure constitutes an Event of Default as provided in Article
X of this Agreement.  Notwithstanding anything to the contrary, in no event shall the Master Servicer assume any of the obligations of the Owner under this Agreement.

         Section 10.04  Transfer of Servicing for Defaulted Loans.

                  The Owner shall have the option, exercisable in its sole discretion and upon reasonable written notice to the Servicer, to transfer to a third-party servicer any Mortgage Loan that is more than sixty (60) days delinquent with respect to Monthly Payments.  Upon such transfer, the Owner will reimburse the Servicer for all unreimbursed Monthly Advances and Servicing Advances with respect to such Mortgage Loan and the reasonable costs and expenses incurred by the Servicer in connection with the transfer of servicing with respect to such Mortgage Loan.

                                                ARTICLE XI
                                         MISCELLANEOUS PROVISIONS

         Section 11.01  Successor to the Servicer.

                  Prior  to  termination  of  the  Servicer's   responsibilities  and  duties  under  this
Agreement  pursuant to Sections 8.04, 9.01 or 10.01(ii),  the Owner shall (i) succeed to and assume all of the Servicer's  responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor  having the  characteristics  set forth in Section  8.02 hereof and which  shall  succeed to all rights  and  assume  all of the  responsibilities,  duties  and  liabilities  of the  Servicer  under this
Agreement prior to the termination of the Servicer's  responsibilities,  duties and liabilities under this
Agreement.  In connection with such appointment and assumption,  the Owner may make such  arrangements for the  compensation  of such  successor  out of payments on Mortgage  Loans as the Owner and such  successor shall  agree.  In the event  that the  Servicer's  duties,  responsibilities  and  liabilities  under this
Agreement  should be terminated  pursuant to the  aforementioned  sections,  the Servicer shall  discharge such  duties  and  responsibilities  during  the  period  from  the  date it  acquires  knowledge  of such termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated  to exercise  under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice  the  rights or  financial  condition  of its  successor.  The  resignation  or  removal  of the
Servicer  pursuant to the  aforementioned  sections shall not become  effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the  representations  and warranties  made  pursuant to Article III and the remedies  available to the Owner under  Section 8.01, it being  understood  and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer  notwithstanding  any such resignation or termination of the Servicer,  or the termination of this Agreement.

                  Any successor  appointed as provided  herein shall execute,  acknowledge  and deliver to the Servicer and to the Owner an instrument  accepting such  appointment,  whereupon such successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and liabilities of the Servicer,  with like effect as if originally  named as a party to this  Agreement.  Any termination or  resignation  of the  Servicer  or this  Agreement  pursuant to Section  8.04,  9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer  arising prior to any such  termination  or resignation.

                  The  Servicer  shall  promptly  deliver  to the  successor  the  funds in the  Custodial
Account and the Escrow Account and the Servicing  Files and related  documents and  statements  held by it hereunder  and the  Servicer  shall  account for all funds.  The Servicer  shall  execute and deliver such instruments  and do such other things all as may reasonably be required to more fully and definitely  vest and  confirm  in the  successor  all  such  rights,  powers,  duties,  responsibilities,  obligations  and liabilities of the Servicer.  The successor  shall make such  arrangements  as it may deem  appropriate to reimburse  the Servicer for  unrecovered  Monthly  Advances and  Servicing  Advances  which the  successor retains  hereunder  and which  would  otherwise  have been  recovered  by the  Servicer  pursuant  to this
Agreement but for the appointment of the successor servicer.

                  Upon a successor's  acceptance of  appointment  as such,  the Servicer  shall notify the
Owner of such appointment.

                  All  reasonable  costs and expenses  incurred in connection  with replacing the Servicer upon its  resignation or the  termination of the Servicer in accordance  with the terms of this Agreement, including,  without limitation,  (i) all legal costs and expenses and all due diligence costs and expenses associated  with an  evaluation of the  potential  termination  of the Servicer as a result of an Event of
Default and (ii) all costs and expenses  associated  with the complete  transfer of  servicing,  including all  servicing  files and all  servicing  data and the  completion,  correction  or  manipulation  of such servicing data as may be required by the successor  servicer to correct any errors or  insufficiencies  in the  servicing  data or  otherwise  to enable  the  successor  service to service  the  Mortgage  Loans in accordance  with this  Agreement,  shall be  payable on demand by the  resigning  or  terminated  Servicer without any right of reimbursement therefor.

         Section 11.02  Amendment.

                  This  Agreement  may be  amended  from  time to time by the  Servicer  and the  Owner by written agreement signed by the Servicer and the Owner.

         Section 11.03  Recordation of Agreement.

                  To the extent  permitted by applicable  law, this Agreement is subject to recordation in all  appropriate  public  offices  for real  property  records  in all the  counties  or other  comparable jurisdictions in which any of all the properties  subject to the Mortgages are situated,  and in any other appropriate  public  recording  office or elsewhere,  such  recordation to be effected by the Owner at the
Owner's  expense on  direction of the Owner  accompanied  by an opinion of counsel to the effect that such recordation  materially  and  beneficially  affects  the  interest  of the Owner or is  necessary  for the administration or servicing the Mortgage Loans.

         Section 11.04  Governing Law.

                  THIS AGREEMENT  SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE  WITH THE INTERNAL LAWS
OF THE STATE OF NEW YORK WITHOUT  GIVING  EFFECT TO  PRINCIPLES  OF CONFLICTS  OF LAWS.  THE  OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05  Notices.

                  Any demands,  notices or other  communications  permitted or required hereunder shall be in writing and shall be deemed  conclusively  to have been given if  personally  delivered at or mailed by registered  mail,  postage  prepaid,  and return  receipt  requested  or  transmitted  by  telecopier  and confirmed by a similar mailed writing, as follows:

                  (i)      if to the Servicer:

                           Alliance Mortgage Company
                           8100 Nations Way
                           Jacksonville, Florida 32256
                           Attention:  Carolyn Cragg
                           Telecopier No.:  (904) 281-6206

                  and,

                           Alliance Mortgage Company
                           8100 Nations Way
                           Jacksonville, Florida 32256
                           Attention:  Michael C. Koster
                           Telecopier No.:  (904) 281-6145

                  (ii)     if to the Owner:

                           Mac Arthur Ridge II
                           909 Hidden Ridge Drive, Suite 200
                           Irving, Texas 75038
                           Attention:  Ms. Ralene Ruyle
                           Telecopier No.:  (972) 444-2880

                  (iii)    if to the Master Servicer:

                           11000 Broken Land Parkway
                           Columbia, Maryland 21044
                           Attention:  Master Servicing - Bear Stearns
                           Telecopier No.:  (410) 884-2360

or such other  address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice,  or  communication  hereunder  shall be deemed to have been  received on the date  delivered to or received at the premises of the address (as  evidenced,  in the case of registered  or certified  mail, by the date noted on the return receipt).

         Section 11.06  Severability of Provisions.

                  Any part,  provision,  representation  or warranty of this Agreement which is prohibited or which is held to be void or  unenforceable  shall be ineffective  to the extent of such  prohibition or
unenforceability   without   invalidating  the  remaining   provisions   hereof.   Any  part,   provision,
representation  or warranty of this Agreement which is prohibited or  unenforceable  or is held to be void or unenforceable  in any  jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions hereof, and any such prohibition  or  unenforceability  in any  jurisdiction  as to any Mortgage  Loan shall not  invalidate or render  unenforceable  such  provision in any other  jurisdiction.  To the extent  permitted by applicable law, the parties hereto waive any provision of law which  prohibits or renders void or  unenforceable  any provision  hereof.  If the  invalidity  of  any  part,  provision,  representation  or  warranty  of  this
Agreement  shall  deprive any party of the economic  benefit  intended to be conferred by this  Agreement, the parties  shall  negotiate,  in good  faith,  to develop a structure  the  economic  effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 11.07  Exhibits

                  The exhibits to this  Agreement are hereby  incorporated  and made a part hereof and are an integral part of this Agreement.

         Section 11.08  General Interpretive Principles.

                  For purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

                  (i)      the terms defined in this Agreement have the meanings  assigned to them in this
Agreement  and  include  the plural as well as the  singular,  and the use of any gender  herein  shall be deemed to include the other gender;

                  (ii)     accounting  terms not otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

                  (iii)    references herein to "Articles," "Sections,"  "Subsections,"  "Paragraphs," and
other  subdivisions  without reference to a document are to designated  Articles,  Sections,  Subsections,
Paragraphs and other subdivisions of this Agreement;

                  (iv)     a  reference  to a  Subsection  without  further  reference  to a Section  is a reference to such  Subsection  as contained in the same Section in which the reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

                  (v)      the words  "herein,"  "hereof,"  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi)     the term  "include" or "including"  shall mean without  limitation by reason of enumeration.

         Section 11.09  Reproduction of Documents.

                  This Agreement and all documents relating hereto,  including,  without  limitation,  (i)
consents,  waivers and  modifications  which may  hereafter be executed,  (ii)  documents  received by any party at the closing,  and (iii) financial  statements,  certificates and other information  previously or
hereafter  furnished,  may  be  reproduced  by  any  photographic,   photostatic,  microfilm,  micro-card,
miniature  photographic or other similar process.  The parties agree that any such  reproduction  shall be admissible in evidence as the original  itself in any judicial or  administrative  proceeding,  whether or not the original is in existence and whether or not such  reproduction  was made by a party in the regular course of business,  and that any  enlargement,  facsimile or further  reproduction  of such  reproduction shall likewise be admissible in evidence.

         Section 11.10  Confidentiality of Information.

                  Each party  recognizes  that, in connection with this Agreement,  it may become privy to non-public  information  regarding the financial  condition,  operations and prospects of the other party.
Except  as  required  to be  disclosed  by law,  each  party  agrees  to keep all  non-public  information regarding  the other  party  strictly  confidential,  and to use all such  information  solely in order to effectuate the purpose of this Agreement.

         Section 11.11  Assignment by the Owner.

                  The Owner shall have the right,  without the consent of the Servicer hereof,  to assign, in whole or in part,  its  interest  under this  Agreement  with  respect  to some or all of the  Mortgage
Loans,  and  designate  any  person to  exercise  any  rights  of the Owner  hereunder,  by  executing  an assignment and  assumption  agreement  reasonably  acceptable to the Servicer and the assignee or designee shall accede to the rights and  obligations  hereunder of the Owner with respect to such  Mortgage  Loans.
In no event shall Owner sell a partial  interest in any  Mortgage  Loan.  All  references  to the Owner in this  Agreement  shall be deemed to include  its  assignees  or  designees.  It is  understood  and agreed between  the  Owners and the  Servicer  that no more than five (5)  Persons  shall have the right of owner under this Agreement at any one time.

         Section 11.12  No Partnership.

                  Nothing  herein  contained  shall be deemed or construed to create a  co-partnership  or joint  venture  between  the  parties  hereto and the  services  of the  Servicer  shall be rendered as an independent contractor and not as agent for Owner.

         Section 11.13  Execution, Successors and Assigns.

                  This  Agreement  may be  executed  in  one or  more  counterparts  and by the  different parties  hereto on  separate  counterparts,  each of  which,  when so  executed,  shall be deemed to be an original;  such counterparts,  together,  shall constitute one and the same agreement.  Subject to Section
8.05,  this  Agreement  shall inure to the benefit of and be binding  upon the  Servicer and the Owner and their respective successors and assigns.

         Section 11.14  Entire Agreement.

                  Each of the Servicer and the Owner  acknowledge that no  representations,  agreements or promises  were made to it by the other  party or any of its  employees  other than those  representations,
agreements  or  promises   specifically   contained   herein.   This   Agreement  sets  forth  the  entire
understanding between the parties hereto and shall be binding upon all successors of both parties.

                  IN WITNESS  WHEREOF,  the  Servicer  and the Owner have caused  their names to be signed hereto  by their  respective  officers  thereunto  duly  authorized  as of the date and year  first  above written.

                                            EMC MORTGAGE CORPORATION

                                            By:__________________________________________
                                                Name:  Ralene Ruyle
                                                Title:    President

                                            ALLIANCE MORTGAGE COMPANY

                                            By:__________________________________________
                                                 Name: Carolyn S. Cragg
                                                 Title: Senior Vice President

                                                EXHIBIT A

                                                 FORM OF
                                        ACKNOWLEDGEMENT AGREEMENT

         On this ____ day of __________ 200__, EMC Mortgage Corporation (the "Owner") hereby delivers the mortgage loans identified on Schedule A attached hereto (the "Mortgage Loans") to Alliance Mortgage
Corporation (the "Servicer") and the Servicer hereby agrees to service the mortgage loans identified on
Schedule A attached hereto (the "Mortgage Loans") pursuant to the Subservicing Agreement dated as of
August 1, 2002 by and between the Owner and the Servicer.

                                    ALLIANCE MORTGAGE CORPORATION.

                                    By:_________________________________________________

                                    Name:_______________________________________________

                                    Title:______________________________________________

                                                EXHIBIT B

                                    CUSTODIAL ACCOUNT LETTER AGREEMENT
                                                  (date)

To:______________________
_________________________
_________________________
    (the "Depository")

                  As  "Servicer"  under the  Subservicing  Agreement,  dated as of August  1,  2002,  (the
"Agreement"),  we hereby  authorize  and  request you to  establish  an  account,  as a Custodial  Account pursuant to Section 4.04 of the  Agreement,  to be  designated  as "Alliance  Mortgage  Company  Custodial
Account, in trust for EMC Mortgage  Corporation,  Owner of Whole Loan Mortgages,  and various Mortgagors."
All deposits in the account  shall be subject to  withdrawal  therefrom  by order signed by the  Servicer.
You may refuse any deposit  which would result in violation of the  requirement  that the account be fully insured as  described  below.  This letter is  submitted to you in  duplicate.  Please  execute and return one original to us.

                                 By:____________________
                                 Name:__________________
                                 Title:_________________

                  The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established  under Account Number  __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited  at any time in the account will be insured up to applicable limits by the Federal Deposit  Insurance  Corporation through  the  Bank  Insurance  Fund or the  Savings  Association  Insurance  Fund or will be  invested  in
Permitted Investments as defined in the Agreement.

                                 [                  ]
                                 (name of Depository)
                                 By:____________________
                                 Name:__________________
                                 Title:_________________

                                                EXHIBIT C

                                     ESCROW ACCOUNT LETTER AGREEMENT

                                                  (date)

To:___________________________
______________________________
______________________________
       (the "Depository")

                  As  "Servicer"  under  the  Subservicing  Agreement,  dated as of  August  1,  2002 (the
"Agreement"),  we hereby authorize and request you to establish an account,  as an Escrow Account pursuant to Section 4.06 of the  Agreement,  to be designated as "Alliance  Mortgage  Company  Escrow  Account,  in
trust  for EMC  Mortgage  Corporation,  Owner  of Whole  Loan  Mortgages,  and  various  Mortgagors."  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the  Servicer.  You may refuse any deposit  which  would  result in  violation  of the  requirement  that the account be fully insured as  described  below.  This letter is  submitted to you in  duplicate.  Please  execute and return one original to us.

                                 By:____________________
                                 Name:__________________
                                 Title:_________________

                  The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established  under Account Number  __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited  at any time in the account will be insured up to applicable limits by the Federal Deposit  Insurance  Corporation through  the  Bank  Insurance  Fund or the  Savings  Association  Insurance  Fund or will be  invested  in
Permitted Investments as defined in the Agreement.

                                 [                  ]
                                 (name of Depository)
                                 By:____________________
                                 Name:__________________
                                 Title:_________________

                                                EXHIBIT D

                                     REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank Minnesota, National Association
         1015 10th Avenue S.E.
         Mpls., MN  55414
         Attn:  ________________

         Re:      Custodial Agreement dated as of ________, among _____________________.          and
                  Wells Fargo Bank  Minnesota, National Association, as Custodian

                  In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______           1.       Mortgage Paid in Full

_______           2.       Foreclosure

_______           3.       Substitution

_______           4.       Other Liquidation (Repurchases, etc.)

_______           5.       Nonliquidation  [Reason:_______________________________]

Address to which Custodian should
Deliver the Custodian's Mortgage File:               __________________________________________
                                                     __________________________________________
                                                     __________________________________________

                                                     By:_______________________________________
                                                                        (authorized signer)
         Issuer:____________________________________
         Address:___________________________________
                 ___________________________________

         Date:______________________________________

Custodian

Wells Fargo Bank Minnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:

____________________________________                          _________________
Signature                                                     Date

Documents returned to Custodian:

____________________________________                          _________________
Custodian                                                     Date

                                                EXHIBIT E

                                    LOAN LEVEL FORMAT FOR TAPE INPUT,
                                        SERVICER PERIOD REPORTING

The format for the tape should be:

1.  Record length of 240
2.  Blocking factor of 07 records per block
3.  ASCII
4.  Unlabeled tape
5.  6250 or 1600 BPI (please indicate)

                                                                        COBOL
Field Name                          Position         Length            "picture"

Master Servicer No.                 001-002          2                 "01"
Unit Code                           003-004          2                 "  "
Loan Number                         005-014          10                X(10)
Borrower Name                       015-034          20                X(20)
Old Payment Amount                  035-045          11                S9(9)V9(02)
Old Loan Rate                       046-051          6                 9(2)V9(04)
Servicer Fee Rate                   052-057          6                 9(2)V9(04)
Servicer Ending Balance             058-068          11                S9(9)V9(02)
Servicer Next Due Date              069-076          8                 CCYYMMDD
Curtail Amt 1 - Before              077-087          11                S9(9)V9(02)
Curtail Date 1                      088-095          8                 CCYYMMDD
Curtail Amt 1 - After               096-106          11                S9(9)V9(02)
Curtail Amt 2 - Before              107-117          11                S9(9)V9(02)
Curtail Date 2                      118-125          8                 CCYYMMDD
Curtail Amt 2 - After               126-136          11                S9(9)V9(02)
Curtail Amt 3 - Before              137-147          11                S9(9)V9(02)
Curtail Date 3                      148-155          8                 CCYYMMDD
Curtail Amt 3 - After               156-166          11                S9(9)V9(02)
New Payment Amount                  167-177          11                S9(9)V9(02)
New Loan Rate                       178-183          6                 9(2)V9(04)
Index Rate                          184-189          6                 9(2)V9(04)
Remaining Term                      190-192          3                 9(3)
Liquidation Amount                  193-203          11                S9(9)V9(02)
Action Code                         204-205          2                 X(02)
Scheduled Principal                 206-216          11                S9(9)V9(02)
Scheduled Interest                  217-227          11                S9(9)V9(02)
Scheduled Ending Balance            228-238          11                S9(9)V9(02)
FILLER                              239-240          2                 X(02)

Trailer Record:

Number of Records                   001-006          6                 9(06)
FILLER                              007-240          234               X(234)

Field Names and Descriptions:

Field Name                                  Description

Master Servicer No.                         Hard code as "01" used internally

Unit Code                                   Hard code as "  " used internally

Loan Number                                 Investor's loan number

Borrower Name                               Last name of borrower

Old Payment Amount                          P&I amount used for the applied payment

Old Loan Rate                               Gross interest rate used for the applied payment

Servicer Fee Rate                           Servicer's fee rate

Servicer Ending Balance                     Ending actual balance after a payment has been applied

Servicer Next Due Date                      Borrower's next due date for a payment

Curtailment Amount 1 - Before               Amount of curtailment applied before the payment

Curtailment Date 1                          Date of curtailment should coincide with the payment date
                                            applicable to the curtailment

Curtailment Amount 1 - After                Amount of curtailment applied after the payment

Curtailment Amount 2 - Before               Amount of curtailment applied before the payment

Curtailment Date 2                          Date of curtailment should coincide with the payment date
                                            applicable to the curtailment

Curtailment Amount 2 - After                Amount of curtailment applied after the payment

Curtailment Amount 3 - Before               Amount of curtailment applied before the payment

Curtailment Date 3                          Date of curtailment should coincide with the payment date
                                            applicable to the curtailment

Curtailment Amount 3 - After                Amount of curtailment applied after the payment

New Payment Amount                          For ARM, Equal, or Buydown loans, when a payment change
                                            occurs, this is the scheduled payment

New Loan Rate                               For ARM loans, when the gross interest rate change occurs, this is the scheduled rate

Index Rate                                  For ARM loans, the index rate used in calculating the new
gross interest rate

Remaining Term                              For ARM loans, the number of months left on the loan used
to determine the new P&I amount

Liquidation Amount                          The payoff amount of the loan

Action Code                                 For delinquent loans:
                                            12 -- Relief Provisions
                                            15 -- Bankruptcy/Litigation
                                            20 -- Referred for Deed-in-lieu, short sale
                                            30 -- Referred to attorney to begin foreclosure
                                            60 -- Loan Paid in full
                                            70 -- Real Estate Owned

Scheduled Principal                         Amount of principal from borrower payment due to
bondholder

Scheduled Interest                          Amount of interest from borrower payment due to bondholder

Scheduled Ending Balance                    Ending scheduled balance of loan

FILLER                                      Should be filled with spaces

                                                EXHIBIT F

                                    REPORTING DATA FOR DEFAULTED LOANS

Data must be  submitted  to Wells  Fargo Bank in an Excel  spreadsheet  format  with fixed field names and data type. The Excel  spreadsheet  should be used as a template  consistently  every month when submitting data.

Table: Delinquency

          Name                                                Type                                 Size
          Servicer Loan #                                     Number (Double)                         8
          Investor Loan #                                     Number (Double)                         8
          Borrower Name                                       Text                                   20
          Address                                             Text                                   30
          State                                               Text                                    2
          Due Date                                            Date/Time                               8
          Action Code                                         Text                                    2
          FC Received                                         Date/Time                               8
          File Referred to Atty                               Date/Time                               8
          NOD                                                 Date/Time                               8
          Complaint Filed                                     Date/Time                               8
          Sale Published                                      Date/Time                               8
          Target Sale Date                                    Date/Time                               8
          Actual Sale Date                                    Date/Time                               8
          Loss Mit Approval Date                              Date/Time                               8
          Loss Mit Type                                       Text                                    5
          Loss Mit Estimated Completion Date                  Date/Time                               8
          Loss Mit Actual Completion Date                     Date/Time                               8
          Loss Mit Broken Plan Date                           Date/Time                               8
          BK Chapter                                          Text                                    6
          BK Filed Date                                       Date/Time                               8
          Post Petition Due                                   Date/Time                               8
          Motion for Relief                                   Date/Time                               8
          Lift of Stay                                        Date/Time                               8
          RFD                                                 Text                                   10
          Occupant Code                                       Text                                   10
          Eviction Start Date                                 Date/Time                               8
          Eviction Completed Date                             Date/Time                               8
          List Price                                          Currency                                8
          List Date                                           Date/Time                               8
          Accepted Offer Price                                Currency                                8
          Accepted Offer Date                                 Date/Time                               8
          Estimated REO Closing Date                          Date/Time                               8
          Actual REO Sale Date                                Date/Time                               8

o    Items in bold are  MANDATORY  FIELDS.  We must  receive  information  in those fields every month in order for your file to be accepted.

The Action Code Field should show the  applicable  numeric code to indicate that a special action is being taken.  The Action Codes are the following:

              12-Relief Provisions
              15-Bankruptcy/Litigation
              20-Referred for Deed-in-Lieu
              30-Referred fore Foreclosure
              60-Payoff
              65-Repurchase
              70-REO-Held for Sale
              71-Third Party Sale/Condemnation
              72-REO-Pending Conveyance-Pool Insurance claim filed

Wells  Fargo  Bank will  accept  alternative  Action  Codes to those  above,  provided  that the Codes are consistent  with industry  standards.  If Action Codes other than those above are used,  the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:
Action Code 12 - To report a Mortgage  Loan for which the Borrower  has been  granted  relief for curing a delinquency.  The Action Date is the date the relief is  expected  to end.  For  military  indulgence,  it will be three months after the Borrower's discharge from military service.

Action  Code 15 - To report  the  Borrower's  filing  for  bankruptcy  or  instituting  some other type of litigation  that will prevent or delay  liquidation  of the Mortgage  Loan. The Action Date will be either the date that any repayment plan (or  forbearance)  instituted by the  bankruptcy  court will expire or an additional date by which the litigation should be resolved.

Action  Code 20 - To report  that the  Borrower  has  agreed to a  deed-in-lieu  or an  assignment  of the property.  The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the  decision has been made to foreclose  the  Mortgage  Loan.  The Action
Date is the date the Servicer referred the case to the foreclosure attorney.

Action  Code 60 - To report that a Mortgage  Loan has been paid in full either at, or prior to,  maturity.
The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is  repurchasing  the Mortgage  Loan.  The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been  foreclosed or a deed-in-lieu  of foreclosure has been  accepted,  and the Servicer,  on behalf of the owner of the Mortgage Loan, has acquired the property and may  dispose of it. The Action Date is the date of the  foreclosure  sale or, for  deeds-in-lieu,  the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action  Code 71 - To report  that a Mortgage  Loan has been  foreclosed  and a third  party  acquired  the property,  or a total  condemnation  of the  property  has  occurred.  The Action  Date is the date of the foreclosure sale or the date the condemnation award was received.

Action  Code 72 - To  report  that a  Mortgage  Loan  has  been  foreclosed,  or a  deed-in-lieu  has been accepted,  and the property may be conveyed to the mortgage  insurer and the pool insurance claim has been filed. The Action Date is the date of the foreclosure  sale, or, for  deeds-in-lieu,  the date of the deed for conventional mortgages.

The Loss Mit Type  field  should  show  the  approved  Loss  Mitigation  arrangement.  The  following  are acceptable:

          ASUM-      Approved Assumption
          BAP-       Borrower Assistance Program
          CO-        Charge Off
          DIL-       Deed-in-Lieu
          FFA-       Formal Forbearance Agreement
          MOD-       Loan Modification
          PRE-       Pre-Sale
          SS-        Short Sale
          MISC-      Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept  alternative  Loss  Mitigation  Types to those above,  provided that they are consistent  with  industry  standards.  If Loss  Mitigation  Types  other than those  above are used,  the
Servicer must supply Wells Fargo Bank with a  description  of each of the Loss  Mitigation  Types prior to sending the file.

The Occupant Code field should show the current status of the property.  The acceptable codes are:
          Mortgagor
          Tenant
          Unknown
          Vacant

                                           AMENDMENT NUMBER ONE
                                                  to the

                                          SUBSERVICING AGREEMENT

                                       Dated as of January 1, 2006

                                                 between

                                        EMC MORTGAGE CORPORATION,
                                                 as Owner

                                                   and

                       EVERHOME MORTGAGE COMPANY (F/K/A ALLIANCE MORTGAGE COMPANY),
                                               as Servicer

         This AMENDMENT  NUMBER ONE (this  "Amendment")  is made and entered into this 1st day of January,
2006,  by and between  EMC  Mortgage  Corporation,  a Delaware  corporation,  as owner (the  "Owner")  and
Everhome  Mortgage Company (f/k/a Alliance Mortgage  Company),  as servicer (the "Servicer") in connection with the  Subservicing  Agreement,  dated as of August 1, 2002,  between the above mentioned  parties (the
"Agreement"). This Amendment is made pursuant to Section 11.02 of the Agreement.

                                                 RECITALS

         WHEREAS, the parties hereto have entered into the Agreement;

         WHEREAS,  the  Agreement  provides  that the parties  thereto may enter into an  amendment to the
Agreement;

         WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

         NOW, THEREFORE,  in consideration of the premises and for other good and valuable  consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Capitalized  terms used herein and not defined  herein shall have the meanings  assigned to such terms in the Agreement.

         2.       Article I of the Agreement is hereby  amended  effective as of the date hereof by adding the following definitions to Section 1.01:

         Commission or SEC:  The Securities and Exchange Commission.

         Depositor:  The  depositor,  as such term is  defined  in  Regulation  AB,  with  respect  to any
Pass-Through Transfer.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Prepayment  Charge:  Any  prepayment  premium,  penalty  or  charge  payable  by a  Mortgagor  in connection  with any  Principal  Prepayment  on a  Mortgage  Loan  pursuant  to the  terms of the  related
Mortgage Note.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification and  interpretation as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act
Release No. 33-8518,  70 Fed. Reg. 1,506,  1,531 (Jan. 7, 2005)) or by the staff of the Commission,  or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set forth in
Item 1122(d) of Regulation AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit I for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of Exhibit I and the text of Item 1122(d) of Regulation  AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing  Criteria  otherwise  mutually agreed to by the Owner,  the  Servicer  and any Person that will be  responsible  for signing any Sarbanes
Certification  with  respect to a  Pass-Through  Transfer  in  response  to  evolving  interpretations  of
Regulation AB and incorporated into a revised Exhibit I).

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  "servicing"  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Servicer or a Subservicer.

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Servicer  or any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Servicer under this Agreement or any  Reconstitution  Agreement related thereto that are identified in
Item 1122(d) of Regulation AB.

         3.       Article  I of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting the definition of Pass-Through Transfer in Section 1.01 and replacing it with the following:

         Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

         4.       Article  I of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting the definition of Principal Prepayment in Section 1.01 and replacing it with the following:

         Principal  Prepayment:  Any payment or other  recovery of  principal  on a Mortgage  Loan full or partial,  which is received in advance of its scheduled  Due Date,  including  any  Prepayment  Charge and which is not  accompanied  by an amount of interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

         5.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following after clause (h):

         (i)      Servicer has delivered to the Owner  financial  statements  of its parent,  for its last two complete  fiscal years.  All such  financial  information  fairly  presents the  pertinent  results of operations  and financial  position for the period  identified  and has been  prepared in accordance  with
GAAP  consistently  applied  throughout  the periods  involved,  except as set forth in the notes thereto.
There has been no  change in the  servicing  policies  and  procedures,  business,  operations,  financial condition,  properties or assets of the Servicer  since the date of the Servicer's  financial  information that  would  reasonably  be  expected  to have a material  adverse  effect on its  ability to perform  its obligations under this Agreement;

         (j)      As of the  date  of  each  Pass-Through  Transfer,  and  except  as has  been  otherwise disclosed to the Owner,  the Master Servicer and any Depositor:  (1) the Servicer is not aware and has not received  notice that any default or servicing  related  performance  trigger has occurred as to any other securitization  due to any act or failure  to act of the  Servicer;  (2) no  material  noncompliance  with applicable  servicing  criteria  as to any other  securitization  has been  disclosed  or  reported by the
Servicer;  (3)  the  Servicer  has  not  been  terminated  as  servicer  in a  residential  mortgage  loan securitization,  either due to a servicing  default or to application of a servicing  performance  test or trigger;  (4) no material  changes to the Servicer's  servicing  policies and procedures for similar loans has  occurred  in the  preceding  three  years;  (5)  there are no  aspects  of the  Servicer's  financial condition  that  could  have  a  material  adverse  impact  on the  performance  by  the  Servicer  of its obligations  hereunder;  (6)  there  are no legal  proceedings  pending,  or known to be  contemplated  by governmental  authorities,  against the Servicer  that could be material to  investors  in the  securities issued in such  Pass-Through  Transfer;  and (7) there are no affiliations,  relationships or transactions relating to the Servicer of a type that are described under Item 1119 of Regulation AB.

         (k)      If so requested by the Owner or any Depositor on any date,  the Servicer  shall,  within five Business Days  following  such request,  confirm in writing the accuracy of the  representations  and warranties  set forth in clause (j) of this  Article or, if any such  representation  and  warranty is not accurate as of the date of such request,  provide reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

         (l)      Notwithstanding  anything  to the  contrary in the  Agreement,  the  Servicer  shall (or shall cause each  Subservicer to) (i) immediately  notify the Owner, the Master Servicer and any Depositor in writing of (A) any material  litigation or  governmental  proceedings  pending  against the Servicer or any  Subservicer  of a type  contemplated  by  Item  1117  of  Regulation  AB,  (B)  any  affiliations  or relationships  that develop following the closing date of a Pass-Through  Transfer between the Servicer or any Subservicer  and any of the parties  specified in clause (7) of paragraph (j) of this Article (and any other parties  identified in writing by the requesting party) with respect to such  Pass-Through  Transfer of a type  contemplated  by Item 1119 of  Regulation  AB, (C) any Event of Default under the terms of this
Agreement or any  Reconstitution  Agreement,  (D) any merger,  consolidation or sale of substantially  all of the assets of the Servicer,  except as provided in clause (m) below,  and (E) the Servicer's entry into an  agreement  with a  Subservicer  to  perform  or assist  in the  performance  of any of the  Servicer's material  obligations  under this  Agreement  or any  Reconstitution  Agreement  related  thereto and (ii)
provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

         All notification  pursuant to this clause (l), other than those pursuant to (l)(i)(A),  should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to (l)(i)(A) should be sent to:

         EMC Mortgage Corporation
         Two Mac Arthur Ridge
         909 Hidden Ridge Drive, Suite 200
         Irving, TX 75038
         Attention:  Associate General Counsel for Loan Administration
         Facsimile:  (972) 831-2555

         With copies to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         (m)      As a condition  to the  succession  to the  Servicer or any  Subservicer  as servicer or subservicer  under this Agreement or any  Reconstitution  Agreement related thereto by any Person (i) into which the Servicer or such  Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor  to the  Servicer or any  Subservicer,  the Servicer  shall  provide to the Owner,  the Master
Servicer and any Depositor,  at least 15 calendar days prior to the effective  date of such  succession or appointment,  (x) written notice to the Owner,  the Master  Servicer and any Depositor of such  succession or appointment  and (y) in writing and in form and substance  reasonably  satisfactory  to the Owner,  the
Master  Servicer  and such  Depositor,  all  information  reasonably  requested  by the Owner,  the Master
Servicer or any  Depositor in order to comply with its  reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

         6.       Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following after the first sentence of Section 4.01:

         In addition,  the Servicer shall furnish information  regarding the borrower credit files related to such Mortgage Loan to credit  reporting  agencies in compliance  with the provisions of the Fair Credit
Reporting Act and the applicable implementing regulations.

         7.       Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following as the last paragraph of Section 4.02:

         The Servicer shall not waive any Prepayment Charge unless: (i) the  enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors'  rights  generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has  threatened  legal action if the  Prepayment  Charge is enforced,  (iii) the mortgage  debt has been  accelerated  in connection  with a foreclosure or other  involuntary  payment or (iv) such waiver is standard  and  customary  in  servicing  similar  Mortgage  Loans and relates to a default or a reasonably foreseeable  default and would,  in the reasonable  judgment of the Servicer,  maximize  recovery of total proceeds  taking into account the value of such  Prepayment  Charge and the related  Mortgage  Loan.  If a
Prepayment  Charge is waived,  but does not meet the  standards  described  above,  then the  Servicer  is required to pay the amount of such waived  Prepayment  Charge by remitting such amount to the Owner by the
Remittance Date.

         8.       Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

         In determining  the  delinquency  status of any Mortgage Loan, the Servicer will use  delinquency recognition  policies as  described  to and  approved by the Owner,  and shall  revise  these  policies as requested by the Owner from time to time.

         9.       Article  V of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting Section 5.02 in its entirety and replacing it with the following:

         Section 5.02      Statements to the Owner.

         The Servicer shall furnish to Owner an individual  Mortgage Loan accounting  report (a "Report"), as of the last  Business  Day of each month,  in the  Servicer's  assigned  loan number  order to document
Mortgage Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  such
Report  shall be  received by the Owner no later than the fifth  Business  Day of the month of the related
Remittance  Date on a disk or tape or other  computer-readable  format in such  format as may be  mutually agreed  upon by both the  Owner and the  Servicer,  and in hard  copy,  which  Report  shall  contain  the following:

         (i)      with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to principal (including a separate breakdown of any Principal  Prepayment,  including the date of such  prepayment,  and any prepayment  penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii)     with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to interest;

         (iii)    with respect to each Mortgage  Loan,  the amount of servicing  compensation  received by the Servicer during the prior distribution period;

         (iv)     the Stated  Principal  Balance of each Mortgage Loan and the aggregate  Stated Principal
Balance  of all  Mortgage  Loans as of the first day of the  distribution  period  and the last day of the distribution period;

         (v)      with respect to each Mortgage Loan, the current Mortgage Interest Rate;

         (vi)     with respect to each  Mortgage  Loan,  the aggregate  amount of any Insurance  Proceeds,
Condemnation  Proceeds,  Liquidation  Proceeds  and REO  Disposition  Proceeds  received  during the prior distribution period;

         (vii)    with respect to each Mortgage  Loan, the amount of any  Prepayment  Interest  Shortfalls paid by the Servicer in accordance with Section 4.04(ix) during the prior distribution period;

         (viii)   the beginning and ending balances of the Custodial Account and Escrow Account;

         (ix)     the  number of  Mortgage  Loans as of the first day of the  distribution  period and the last day of the distribution period;

         (x)      with respect to each Mortgage Loan, the Stated  Principal  Balance of each Mortgage Loan
(a) delinquent as grouped in the following  intervals  through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days,  90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO Property has been acquired;

         (xi)     with  respect to each  Mortgage  Loan,  the amount and  severity  of any  realized  loss following liquidation of such Mortgage Loan;

         (xii)    with respect to each Mortgage  Loan,  and in the aggregate for all Mortgage  Loans,  the amount of any Monthly Advances made by the Servicer during the prior distribution period;

         (xiii)   with respect to each  Mortgage  Loan, a description  of any  Servicing  Advances made by the Servicer with respect to such Mortgage Loan  including the amount,  terms and general  purpose of such
Servicing  Advances,  and the  aggregate  amount of Servicing  Advances for all Mortgage  Loans during the prior distribution period;

         (xiv)    with respect to each Mortgage  Loan, a description of any  Nonrecoverable  Advances made by the Servicer  with respect to such Mortgage Loan  including  the amount,  terms and general  purpose of such Nonrecoverable  Advances, and the aggregate amount of Nonrecoverable  Advances for all Mortgage Loans during the prior distribution period;

         (xv)     with respect to each Mortgage  Loan, a description  of any Monthly  Advances,  Servicing
Advances and  Nonrecoverable  Advances  reimbursed  to the Servicer  with  respect to such  Mortgage  Loan during  the  prior  distribution  period  pursuant  to  Section  4.05,  and the  source  of funds for such reimbursement,  and the aggregate amount of any Monthly Advances,  Servicing  Advances and  Nonrecoverable
Advances  reimbursed to the Servicer for all Mortgage Loans during the prior distribution  period pursuant to Section 4.05;

         (xvi)    with  respect  to any  Mortgage  Loan,  a  description  of any  material  modifications, extensions  or waivers to the terms,  fees,  penalties or payments of such  Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

         (xvii)   a  description  of any  material  breach of a  representation  or warranty  set forth in
Article III herein or of any other  breach of a covenant or condition  contained  herein and the status of any resolution of such breach;

         (xviii)  with respect to each  Mortgage  Loan,  the Stated  Principal  Balance of any  substitute
Mortgage Loan provided by the related  originator  and the Stated  Principal  Balance of any Mortgage Loan
that has been replaced by a substitute Mortgage Loan; and

         (xix)    with respect to each Mortgage  Loan, the Stated  Principal  Balance of any Mortgage Loan
that has been repurchased by the related originator.

         In addition,  the Servicer shall provide to the Owner such other  information  known or available to the  Servicer,  without  unreasonable  effort  or  expense  unless  participants  in  the  asset-backed securities  market  reasonably  consider  such item  standard,  that is  necessary in order to provide the distribution  and pool  performance  information  as required under Item 1121 of Regulation AB, as amended from  time to time,  as  determined  by the  Owner in its sole  commercially  reasonable  discretion.  The
Servicer shall also provide with each such Report a monthly  report,  in the form of Exhibit E hereto,  or such other form as is mutually acceptable to the company, the Purchaser and the Master Servicer,  Exhibit
F with  respect  to  defaulted  loans and  Exhibit  L, with  respect to  realized  losses  and  gains,  in electronic tape form.

         The  Servicer  shall  prepare  and  file any and all  information  statements  or  other  filings required to be delivered to any  governmental  taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions  contemplated  hereby.  In addition,  the Servicer shall  provide  Owner  with  such  information  concerning  the  Mortgage  Loans  to the  extent  known or reasonably  available  to the Servicer  and as is  necessary  for Owner to prepare its federal  income tax return as Owner may reasonably request from time to time.

         In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the Servicer shall furnish to each Person who was an Owner at any time during such  calendar  year an annual  statement in  accordance  with  the  requirements  of  applicable  federal  income  tax law as to the  aggregate  of remittances of principal and interest for the applicable portion of such year.

         10.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting Section 6.04 in its entirety and replacing it with the following:

         Section 6.04      Annual Statement as to Compliance; Annual Certification.

         (a)      The  Servicer  will deliver to the Owner and the Master  Servicer,  not later than March
1st of each  calendar  year  beginning  in  2007,  an  Officers'  Certificate  (an  "Annual  Statement  of
Compliance")  stating,  as to each signatory thereof,  that (i) a review of the activities of the Servicer during the preceding  calendar year and of performance under this Agreement or other applicable  servicing agreement  has  been  made  under  such  officers'  supervision  and  (ii) to the  best of such  officers'
knowledge,  based on such review,  the Servicer has fulfilled all of its obligations  under this Agreement or other applicable  servicing  agreement in all material respects  throughout such year, or, if there has been a failure to fulfill any such  obligation  in any  material  respect,  specifying  each such  failure known to such  officer and the nature and status of cure  provisions  thereof.  Such Annual  Statement  of
Compliance  shall contain no  restrictions or limitations on its use to the extent used in connection with a  Pass-Through  Transfer for compliance  with  Regulation AB or as otherwise  required by law.  Copies of such  statement  shall be  provided  by the  Servicer  to the Owner upon  request  and by the Owner to any
Person  identified as a prospective  purchaser of the Mortgage  Loans.  In the event that the Servicer has delegated  any  servicing  responsibilities  with  respect to the  Mortgage  Loans to a  Subservicer,  the
Servicer  shall  deliver an  officer's  certificate  (an "Annual  Certification")  of the  Subservicer  as
described above as to each  Subservicer  with respect to the applicable  Mortgage Loans and such servicing responsibilities as and when required with respect to the Servicer.

         (b)      With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  by
March 1st of each  calendar year  beginning in 2007, an officer of the Servicer  shall execute and deliver an Annual  Certification  to the Owner,  the Master Servicer and any related  Depositor for the benefit of each such entity and such entity's  affiliates  and the officers,  directors and agents of any such entity and such entity's  affiliates,  in the form  attached  hereto as Exhibit G. In the event that the Servicer has delegated any servicing  responsibilities  with respect to the Mortgage  Loans to a  Subservicer,  the
Servicer  shall  deliver  an  Annual  Certification  of the  Subservicer  as  described  above  as to each
Subservicer  with respect to the  applicable  Mortgage Loans and such  servicing  responsibilities  as and when required with respect to the Servicer.

         (c)      If the Servicer  cannot  deliver the related  Annual  Statement of  Compliance or Annual
Certification  by March 1st of such year, the Owner, at its sole option,  may permit a cure period for the
Servicer to deliver such Annual  Statement of  Compliance or Annual  Certification,  but in no event later than March 10th of such year.

         Failure of the  Servicer  to timely  comply  with this  Section  6.04 shall be deemed an Event of
Default,  automatically,  without notice and without any cure period,  unless  otherwise  agreed to by the
Owner as set forth in Section  6.04(c),  and Owner may, in addition to whatever  rights the Owner may have under  Section  8.01  and at law or  equity  or to  damages,  including  injunctive  relief  and  specific performance,  terminate all the rights and  obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating  the Servicer for the same, as provided in  Section  9.01  (except  the  Servicer  shall  be  entitled  to any  reimbursements  set  forth  in the
Agreement).  Such  termination  shall  be  considered  with  cause  pursuant  to  Section  10.01  of  this
Agreement.  This paragraph  shall  supercede any other  provision in this Agreement or any other agreement to the contrary.

         11.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting Section 6.05 in its entirety and replacing it with the following:

         Section 6.05      [Reserved].

         12.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 6.09:

         Section 6.09      Assessment of Compliance with Servicing Criteria.

         On and after January 1, 2006,  the Servicer  shall service and  administer,  and shall cause each subservicer to servicer or administer,  the Mortgage Loans in accordance with all applicable  requirements of the Servicing Criteria.

         With  respect  to any  Mortgage  Loans  that are the  subject  of a  Pass-Through  Transfer,  the
Servicer  shall deliver to the Owner or its designee,  the Master  Servicer and any Depositor on or before
March 1st of each calendar year  beginning in 2007, a report (an  "Assessment of  Compliance")  reasonably satisfactory to the Owner,  the Master Servicer and any Depositor  regarding the Servicer's  assessment of compliance  with the Servicing  Criteria  during the  preceding  calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of  Regulation  AB, or as  otherwise  reasonably  required by the  Master  Servicer,  which as of the date  hereof,  require a report by an  authorized  officer  of the
Servicer that contains the following:

         (a)      A statement by such officer of its  responsibility  for  assessing  compliance  with the
Servicing Criteria applicable to the Servicer;

         (b)      A statement by such officer  that such  officer  used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;

         (c)      An  assessment  by  such  officer  of the  Servicer's  compliance  with  the  applicable
Servicing Criteria for the period consisting of the preceding calendar year,  including  disclosure of any material  instance of  noncompliance  with respect thereto during such period,  which  assessment shall be based on the  activities  it performs  with respect to  asset-backed  securities  transactions  taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered  public  accounting firm has issued an attestation  report on the Servicer's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e)      A statement as to which of the  Servicing  Criteria,  if any, are not  applicable to the
Servicer,  which  statement  shall be based on the  activities  it performs  with respect to  asset-backed securities  transactions  taken as a whole involving the Servicer,  that are backed by the same asset type as the Mortgage Loans.

         Such  report  at  a  minimum  shall  address  each  of  the  Servicing  Criteria  specified  on a certification  substantially in the form of Exhibit K hereto delivered to the Owner  concurrently with the execution of this Agreement.

         With  respect to any  Mortgage  Loans  that are the  subject of a  Pass-Through  Transfer,  on or before March 1st of each calendar year  beginning in 2007,  the Servicer shall furnish to the Owner or its designee,  the Master  Servicer  and any  Depositor a report (an  "Attestation  Report")  by a  registered public  accounting  firm that  attests  to, and  reports  on, the  Assessment  of  Compliance  made by the
Servicer,  as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of  Regulation  AB,
or as otherwise  reasonably  required by the Master  Servicer,  which  Attestation  Report must be made in accordance  with standards for  attestation  reports  issued or adopted by the Public  Company  Accounting
Oversight Board.

         The Servicer  shall cause each  Subservicer,  and each  Subcontractor  determined by the Servicer pursuant to Section  11.15 to be  "participating  in the  servicing  function"  within the meaning of Item
1122 of  Regulation  AB, to deliver to the Owner,  the Master  Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in Section 6.09.

         If the Servicer  cannot  deliver the related  Assessment of Compliance or  Attestation  Report by
March 1st of such year,  the Owner,  at its sole  option,  may permit a cure  period for the  Servicer  to deliver such  Assessment  of Compliance or  Attestation  Report,  but in no event later than March 10th of such year.

         Failure of the  Servicer  to timely  comply  with this  Section  6.09 shall be deemed an Event of
Default,  automatically,  without notice and without any cure period,  unless  otherwise  agreed to by the
Owner as  described  herein,  and Owner  may,  in  addition  to  whatever  rights the Owner may have under
Section 8.01 and at law or equity or to damages,  including  injunctive  relief and specific  performance, terminate all the rights and  obligations  of the Servicer under this Agreement and in and to the Mortgage
Loans and the proceeds  thereof  without  compensating  the Servicer for the same,  as provided in Section
9.01  (except the  Servicer  shall be entitled to any  reimbursements  set forth in the  Agreement).  Such termination  shall be considered  with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         13.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 6.08:

         Section 6.10      Intent of the Parties; Reasonableness.

         The Owner and the  Servicer  acknowledge  and agree that a purpose of clause (j) of Article  III,
5.02,  6.04,  6.09 and 10.02 of this Agreement is to facilitate  compliance by the Owner and any Depositor with the  provisions of Regulation AB and related rules and  regulations  of the  Commission.  None of the
Owner,  the Master Servicer or any Depositor  shall exercise its right to request  delivery of information or other  performance  under  these  provisions  other  than in good  faith,  or for  purposes  other than compliance  with the  Securities  Act, the Exchange Act and the rules and  regulations  of the  Commission thereunder.  The Servicer  acknowledges  that  interpretations  of the  requirements  of Regulation AB may change  over  time,  whether  due to  interpretive  guidance  provided  by the  Commission  or its  staff, consensus among  participants in the asset-backed  securities  markets,  advice of counsel,  or otherwise, and  agrees to comply  with  reasonable  requests  made by the Owner or any  Depositor  in good  faith for delivery of  information  under these  provisions on the basis of evolving  interpretations  of Regulation
AB. In connection  with any  Pass-Through  Transfer,  the Servicer shall cooperate fully with the Owner to deliver  to the Owner  (including  any of its  assignees  or  designees)  and any  Depositor,  any and all statements,  reports,  certifications,  records  and any other  information  necessary  in the good  faith determination  of the Owner or any Depositor to permit the Owner or such  Depositor to  reasonably  comply with the  provisions  of  Regulation  AB,  together with such  disclosures  relating to the Servicer,  any
Subservicer and the Mortgage Loans,  or the servicing of the Mortgage  Loans,  reasonably  believed by the
Owner or any Depositor to be necessary in order to effect such compliance.

         14.      Article  IX of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following:

         then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  the Owner, by notice in writing to the Servicer (or as otherwise stated herein, in which case, automatically  and without  notice) may, in addition to whatever  rights the Owner may have under  Section
8.01 and at law or equity or to damages,  including injunctive relief and specific performance,  terminate all the rights and  obligations  of the Servicer  (and if the  Servicer is  servicing  any of the Mortgage
Loans in a  Pass-Through  Transfer,  appoint a  successor  servicer  reasonably  acceptable  to the Master
Servicer for such  Pass-Through  Transfer)  under this  Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.

         15.      Article  IX of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following at the end of the last paragraph of Section 9.01:

         The Servicer shall promptly  reimburse the Owner (or any designee of the Owner,  such as a master servicer) and any Depositor,  as applicable,  for all reasonable  expenses  incurred by the Owner (or such designee) or such Depositor,  as such are incurred,  in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage  Loans to a successor  servicer.  The provisions of this  paragraph  shall  not  limit  whatever  rights  the  Owner or any  Depositor  may have  under  other provisions of this  Agreement  and/or any  applicable  Reconstitution  Agreement or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

         16.      Article  X of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by restating Section 10.02 in its entirety as follows:

         Section 10.02.    Cooperation of Servicer with a Reconstitution.

         The Servicer and the Owner agree that with  respect to some or all of the Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a  "Reconstitution  Date") at the Owner 's sole option, the Owner may effect a sale (each, a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)      one or more third  party  purchasers  in one or more in whole loan  transfers  (each,  a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  Pass-Through
Transfers.

         With respect to each Whole Loan Transfer or Pass-Through  Transfer,  as the case may be, effected by the Owner,  Owner (i) shall reimburse Servicer for all reasonable  out-of-pocket  third party costs and expenses  related  thereto and (ii) shall pay Servicer a reasonable  amount  representing  time and effort expended by Servicer  related thereto (which amount shall be reasonably  agreed upon by Servicer and Owner prior to the expenditure of such time and effort);  provided,  however,  that for each Whole Loan Transfer and/or  Pass-Through  Transfer,  the sum of such amounts described in subsections (i) and (ii) above shall in no event exceed $5,000.  For purposes of this paragraph,  all Whole Loan Transfers and/or  Pass-Through
Transfers  made to the same entity within the same  accounting  cycle shall be  considered  one Whole Loan
Transfer or Pass-Through Transfer.

         The Servicer agrees to execute in connection with any agreements  among the Owner,  the Servicer, and any servicer in connection  with a Whole Loan  Transfer,  an assignment,  assumption  and  recognition agreement,  or, at Owner's request, a seller's  warranties and servicing  agreement or a participation and servicing agreement or similar agreement in form and substance  reasonably  acceptable to the parties, and in  connection  with a  Pass-Through  Transfer,  a pooling and  servicing  agreement in form and substance reasonably  acceptable to the parties,  (collectively  the agreements  referred to herein are  designated, the  "Reconstitution  Agreements").  It is understood  that any such  Reconstitution  Agreements  will not contain  any  greater  obligations  on the  part  of  Servicer  than  are  contained  in  this  Agreement.
Notwithstanding  anything to the contrary in this Section 10.02,  the Servicer  agrees that it is required to perform the obligations described in Exhibit H hereto.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Owner, the Servicer agrees (1) to reasonably  cooperate with the Owner and any prospective  purchaser with respect to all reasonable requests and due diligence procedures;  (2) to execute,  deliver and perform all
Reconstitution  Agreements required by the Owner,  provided the Servicer had the ability to negotiate such
Reconstitution  Agreements in good faith; (3) to restate the  representations  and warranties set forth in this  Agreement as of the  settlement  or closing date in connection  with such  Reconstitution  (each,  a
"Reconstitution Date").

         In addition,  the Servicer shall provide to such servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

         (i)      any and all  information  and  appropriate  verification  of  information  which  may be reasonably  available to the Servicer,  whether  through letters of its auditors and counsel or otherwise, as the Owner or any such other participant shall request upon reasonable demand;

         (ii)     such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and certificates of public officials or officers of the Servicer as are reasonably  agreed upon by the Servicer and the Owner or any such other participant;

         (iii)    within 5 Business Days after request by the Owner,  the information  with respect to the
Servicer  (as  servicer)  as  required  by Item  1108(b)  and  (c) of  Regulation  AB,  a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit J for convenience of reference only,  as  determined  by Owner in its sole  commercially  reasonable  discretion.  In the event  that the
Servicer  has  delegated  any  servicing  responsibilities  with  respect  to  the  Mortgage  Loans  to  a
Subservicer,  the Servicer shall provide the information  required pursuant to this clause with respect to the Subservicer;

         (iv)     within 5 Business Days after request by the Owner,

                  (a) information  regarding any legal  proceedings  pending (or known to be contemplated)
         against the Servicer (as  servicer) and each  Subservicer  as required by Item 1117 of Regulation
         AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit
         J for convenience of reference only, as determined by Owner in its sole  commercially  reasonable discretion,

                  (b) information  regarding  affiliations  with respect to the Servicer (as servicer) and each  Subservicer as required by Item 1119(a) of Regulation AB, a summary of the  requirements of which as of the date hereof is attached  hereto as Exhibit J for  convenience of reference  only, as determined by Owner in its sole commercially reasonable discretion, and

                  (c) information  regarding  relationships  and transactions with respect to the Servicer
         (as  servicer)  and each  Subservicer  as required by Item  1119(b) and (c) of  Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit J for convenience  of  reference  only,  as  determined  by Owner in its sole  commercially  reasonable discretion; and

         (v) for the purpose of satisfying  the reporting  obligation  under the Exchange Act with respect to any class of  asset-backed  securities,  the Servicer  shall (or shall cause each  Subservicer  to) (i)
provide prompt notice to the Owner,  the Master  Servicer and any Depositor in writing of (A) any material litigation or governmental  proceedings  involving the Servicer or any Subservicer of a type  contemplated by Item 1117 of Regulation AB, (B) any  affiliations or relationships  that develop  following the closing date of a Pass-Through  Transfer between the Servicer or any Subservicer and any of the parties  specified in clause  (D) of  paragraph  (a) of this  Section  (and any other  parties  identified  in writing by the requesting  party)  with  respect to such  Pass-Through  Transfer of a type  contemplated  by Item 1119 of
Regulation  AB,  (C) any  Event of  Default  under  the  terms  of this  Agreement  or any  Reconstitution
Agreement,  (D) any merger,  consolidation  or sale of  substantially  all of the assets of the  Servicer, and (E)  the  Servicer's  entry  into  an  agreement  with a  Subservicer  to  perform  or  assist  in the performance  of any of the Servicer's  material  obligations  under this  Agreement or any  Reconstitution
Agreement  related  thereto  and (ii)  provide  to the  Owner  and any  Depositor  a  description  of such proceedings, affiliations or relationships;

         (vi) as a  condition  to the  succession  to the  Servicer  or any  Subservicer  as  servicer  or subservicer  under this Agreement or any  Reconstitution  Agreement related thereto by any Person (i) into which the Servicer or such  Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor  to the  Servicer or any  Subservicer,  the Servicer  shall  provide to the Owner,  the Master
Servicer and any Depositor,  at least 15 calendar days prior to the effective  date of such  succession or appointment,  (x) written notice to the Owner and any Depositor of such  succession or appointment and (y)
in  writing  and in form and  substance  reasonably  satisfactory  to the  Owner and such  Depositor,  all information  reasonably  requested  by the Owner or any  Depositor  in order to comply with its  reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (vii) in addition to such  information  as the  Servicer,  as  servicer,  is obligated to provide pursuant to other  provisions  of this  Agreement,  not later than ten days prior to the  deadline for the filing of any distribution  report on Form 10-D in respect of any Pass-Through  Transfer that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer,  the Servicer or such  Subservicer,  as applicable,  shall,  to the extent the Servicer or such  Subservicer  has knowledge,  provide to the party responsible  for  filing  such  report  (including,  if  applicable,  the Master  Servicer)  notice of the occurrence  of any of the  following  events  along with all  information,  data,  and  materials  related thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the provisions of Regulation AB referenced below):

                           (A)      any  material  modifications,  extensions  or  waivers  of pool  asset terms,  fees,  penalties or payments  during the  distribution  period or that have  cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                           (B)      material  breaches  of pool asset  representations  or  warranties  or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (C)      information regarding new asset-backed  securities issuances backed by
         the  same  pool  assets,   any  pool  asset  changes  (such  as,   additions,   substitutions  or
         repurchases),  and any  material  changes in  origination,  underwriting  or other  criteria  for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

         (viii) the  Servicer  shall  provide to the Owner,  the Master  Servicer and any  Depositor  upon reasonable  request,  evidence of the  authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission  Insurance  policy,  financial information  and reports,  and such other  information  related to the Servicer or any  Subservicer or the
Servicer or such Subservicer's performance hereunder.

         In the event of a conflict  or  inconsistency  between the terms of Exhibit J and the text of the applicable  Item of Regulation  AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

         The Servicer shall  indemnify the Owner,  each affiliate of the Owner,  and each of the following parties  participating  in  a  Pass-Through  Transfer:  each  sponsor  and  issuing  entity;  each  Person
(including,  but not limited to, the Master  Servicer,  if applicable)  responsible  for the  preparation, execution  or  filing  of any  report  required  to be filed  with the  Commission  with  respect  to such
Pass-Through  Transfer,  or for execution of a certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d)
under  the  Exchange  Act with  respect  to such  Pass-Through  Transfer;  each  broker  dealer  acting as underwriter,  placement  agent or initial  purchaser,  each Person who controls any of such parties or the
Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);
and the respective  present and former directors,  officers,  employees,  agents and affiliates of each of the foregoing and of the Depositor  (each, an "Indemnified  Party"),  and shall hold each of them harmless from and against any claims, losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain  arising out of or based upon:

         (i)(A) any untrue  statement  of a material  fact  contained  or alleged to be  contained  in any written or electronic information,  report,  certification,  data, accountants' letter or other written or electronic  material provided under this Section 10.02 by or on behalf of the Servicer,  or provided under this Section  10.02 by or on behalf of any  Subservicer  or  Subcontractor  (collectively,  the  "Servicer
Information"),  or (B) the omission or alleged  omission to state in the Servicer  Information  a material fact  required to be stated in the  Servicer  Information  or  necessary  in order to make the  statements therein,  in the light of the circumstances under which they were made, not misleading;  provided,  by way of  clarification,  that  clause (B) of this  paragraph  shall be  construed  solely by  reference  to the
Servicer  Information and not to any other information  communicated in connection with a sale or purchase of  securities,  without regard to whether the Servicer  Information  or any portion  thereof is presented together with or separately from such other information;

         (ii)  any  breach  by the  Servicer  of its  obligations  under  this  Section  10.02,  including particularly  any  failure  by  the  Servicer,  any  Subservicer  or  any  Subcontractor  to  deliver  any information,  report,  certification,  accountants'  letter or other  material when and as required  under this  Section  10.02,  including  any failure by the  Servicer to identify  pursuant to Section  11.15 any
Subcontractor  "participating  in the  servicing  function"  within the meaning of Item 1122 of Regulation
AB;

         (iii) any breach by the Servicer of a  representation  or warranty set forth in Article III or in a writing  furnished  pursuant  to clause  (k) of Article  III and made as of a date prior to the  closing date of the related  Pass-Through  Transfer,  to the extent that such breach is not cured by such  closing date, or any breach by the Servicer of a  representation  or warranty in a writing  furnished  pursuant to clause (k) of Article III to the extent made as of a date subsequent to such closing date; or

                           (iv)     the  negligence  bad faith or willful  misconduct  of the  Servicer in connection with its performance under this Section 10.02.

                  If the  indemnification  provided  for herein is  unavailable  or  insufficient,  as the result  of a court of law  holding  such  indemnification  void on the  basis of  public  policy,  to hold harmless an Indemnified  Party,  then the Servicer  agrees that it shall  contribute to the amount paid or payable by such Indemnified Party as a result of any claims,  losses,  damages or liabilities  incurred by such  Indemnified  Party in such  proportion  as is  appropriate  to reflect  the  relative  fault of such
Indemnified Party on the one hand and the Servicer on the other.

                  In the case of any failure of performance  described  above, the Servicer shall promptly reimburse the Owner,  any  Depositor,  as applicable,  and each Person  responsible  for the  preparation, execution  or  filing  of any  report  required  to be filed  with the  Commission  with  respect  to such
Pass-Through  Transfer,  or for execution of a certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d)
under the Exchange Act with respect to such Pass-Through  Transfer,  for all costs reasonably  incurred by each such party in order to obtain the information,  report,  certification,  accountants' letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

                  This   indemnification   shall  survive  the   termination  of  this  Agreement  or  the
termination of any party to this Agreement.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to,  and  serviced  in  accordance  with the terms of,  this  Agreement,  and with  respect  thereto  this
Agreement shall remain in full force and effect.

         17.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 11.15:

         Section 11.15. Use of Subservicers and Subcontractors.

         (a)      The Servicer  shall not hire or otherwise  utilize the  services of any  Subservicer  to fulfill any of the  obligations  of the Servicer as servicer  under this  Agreement or any  Reconstitution
Agreement  related  thereto  unless the Servicer  complies  with the  provisions  of paragraph (b) of this
Section.  The Servicer shall not hire or otherwise  utilize the services of any  Subcontractor,  and shall not permit any  Subservicer  to hire or otherwise  utilize the services of any  Subcontractor,  to fulfill any of the  obligations of the Servicer as servicer under this Agreement or any  Reconstitution  Agreement related thereto unless the Servicer complies with the provisions of paragraph (d) of this Section.

         (b)      The Servicer shall cause any  Subservicer  used by the Servicer (or by any  Subservicer)
for the benefit of the Owner and any  Depositor  to comply with the  provisions  of this  Section and with clauses (j) and (m) of Article III,  6.04,  6.09 and 10.02 of this Agreement to the same extent as if such
Subservicer were the Servicer with respect to the Mortgage Loans  subserviced by the  Subservicer,  and to provide the  information  required  with  respect to such  Subservicer  under clause (l) of Article III of this Agreement;  provided,  however,  that the Servicer is responsible  for providing that  information if the  Subservicer  does not deliver  any Annual  Statement  of  Compliance,  Assessment  of  Compliance  or
Attestation  Report.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner,  the Master  Servicer and any  Depositor any Annual  Statement of Compliance  required to be delivered by such Subservicer under Section 6.04(a),  any Assessment of Compliance and Attestation  Report
required to be delivered by such  Subservicer  under  Section 6.09 and any Annual  Certification  required under Section 6.04(b) as and when required to be delivered.

         (c)      The Servicer shall promptly upon request  provide to the Owner,  the Master Servicer and any Depositor (or any designee of the  Depositor,  such as an  administrator)  a written  description  (in form and substance  satisfactory  to the Owner,  the Master  Servicer and such  Depositor) of the role and function of each  Subcontractor  utilized by the Servicer or any Subservicer,  specifying (i) the identity of each  such  Subcontractor,  (ii)  which  (if  any) of such  Subcontractors  are  "participating  in the servicing  function"  within the meaning of Item 1122 of  Regulation  AB, and (iii) which  elements of the
Servicing  Criteria  will be  addressed  in  assessments  of  compliance  provided  by each  Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any  Subcontractor  determined to be "participating in the  servicing  function"  within the meaning of Item 1122 of Regulation  AB, the Servicer  shall cause any such  Subcontractor  used by the Servicer (or by any Subservicer) for the benefit of the Owner and any
Depositor to comply with the  provisions of Sections  6.09 and 10.02 of this  Agreement to the same extent as  if  such  Subcontractor  were  the  Servicer  with  respect  to  the  Mortgage  Loans  for  which  the
Subcontractor  is  participating  in the  servicing  function;  provided,  however,  that the  Servicer is responsible  for  providing  the  information  if the  Subcontractor  does not deliver any  Assessment  of
Compliance  or  Attestation   Report.   The  Servicer  shall  be  responsible   for  obtaining  from  each
Subcontractor  and delivering to the Owner and any Depositor any Assessment of Compliance and  Attestation
Report and the other  certificates  required to be delivered by such  Subservicer  and such  Subcontractor under Section 6.09, in each case as and when required to be delivered.

         18.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 11.16:

         Section 11.16. Third-Party Beneficiary.

         For  purposes  of this  Agreement,  the  Master  Servicer  shall  be  considered  a  third  party beneficiary  of this  Agreement,  entitled  to all the rights and  benefits  hereof as if it were a direct party to this Agreement.

         19.      The  Agreement  is hereby  amended as of the date  hereof by  deleting  Exhibit E in its entirety and replacing it with the following:

                                                            EXHIBIT E

                                                REPORTING DATA FOR MONTHLY REPORT

                                             Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

         20.      The  Agreement  is hereby  amended as of the date  hereof by  deleting  Exhibit F in its entirety and replacing it with the following:

                                                EXHIBIT F

                                    REPORTING DATA FOR DEFAULTED LOANS

                                 Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the  property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                       MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o        ASUM-   Approved Assumption
o        BAP-    Borrower Assistance Program
o        CO-     Charge Off
o        DIL-    Deed-in-Lieu
o        FFA-    Formal Forbearance Agreement
o        MOD-    Loan Modification
o        PRE-    Pre-Sale
o        SS-     Short Sale
o        MISC-   Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o        Mortgagor
o        Tenant
o        Unknown
o        Vacant

The Property Condition field should show the last reported condition of the property as follows:
o        Damaged
o        Excellent
o        Fair
o        Gone
o        Good
o        Poor
o        Special Hazard
o        Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                62             Veteran's Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                63             Veteran's Affairs-Refund
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                64             Veteran's Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

         21.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit G:

                                                     EXHIBIT G

                                          FORM OF SERVICER CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

         I,   ____________________________,   the  _______________________  of  [NAME  OF  SERVICER]  (the
"Company"),   certify  to  [the  Purchaser],  [the  Depositor],  and  the  [Master  Servicer]  [Securities
Administrator]  [Trustee],  and their  officers,  with the  knowledge  and intent that they will rely upon this certification, that:

                  I  have  reviewed  the  servicer  compliance   statement  of  the  Company  provided  in
         accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the Company's  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  "Servicing  Criteria"),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act")  and Item  1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the  "Company
         Servicing Information");

                  Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made,  not  misleading  with  respect to the  period of time  covered  by the  Company  Servicing
         Information;

                  Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

                  I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the Servicing
         Assessment  or the  Attestation  Report,  the Company has  fulfilled  its  obligations  under the
         Agreement in all material respects; and

The  Compliance  Statement  required to be delivered by the Company  pursuant to this  Agreement,  and the
Servicing  Assessment  and  Attestation  Report  required  to be  provided  by  the  Company  and  by  any
Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the [Depositor]  [Master
Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the
[Depositor]  [Master  Servicer].  Any material instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

         22.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit H:

                                                     EXHIBIT H

                                       SERVICER'S OBLIGATIONS IN CONNECTION
                                               WITH A RECONSTITUTION

o        The Servicer shall (i) possess the ability to service to securitization  documents;  (ii) service on a  "Scheduled/Scheduled"  reporting  basis  (advancing  through  the  liquidation  of  an  REO
         Property),  (iii) make compensating  interest payments on payoffs and curtailments and (iv) remit and  report to a master  servicer  in  format  acceptable  to such  master  servicer  by the 10th calendar day of each month.

o        The Servicer shall provide an acceptable  annual  certification  (officer's  certificate)  to the master  servicer  (as  required by the  Sarbanes-Oxley  Act of 2002) as well as any other  annual certifications  required under the  securitization  documents  (i.e.  the annual  statement as to compliance/annual  independent  certified public  accountants'  servicing report due by March 1st of each year).

o        The  Servicer  shall  allow for the Owner,  the master  servicer  or their  designee to perform a review of audited financials and net worth of the Servicer.

o        The Servicer  shall  provide  information  on each  Custodial  Account as requested by the master servicer or the Owner,  and each Custodial  Accounts shall comply with the  requirements for such accounts as set forth in the securitization documents.

o        The Servicer  shall  maintain its servicing  system in accordance  with the  requirements  of the master servicer.

         23.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit I:

                                                EXHIBIT I

                                         SUMMARY OF REGULATION AB
                                            SERVICING CRITERIA

NOTE:  This  Exhibit I is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit I and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

(i)      General servicing considerations.

(A)      Policies and procedures  are  instituted to monitor any  performance or other triggers and events of default in accordance with the transaction agreements.

(B)      If any material  servicing  activities are  outsourced to third parties,  policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

(C)      Any  requirements in the transaction  agreements to maintain a back-up  servicer for the mortgage loans are maintained.

(D)      A fidelity bond and errors and omissions  policy is in effect on the party  participating  in the servicing  function  throughout the reporting  period in the amount of coverage  required by and otherwise in accordance with the terms of the transaction agreements.

(ii)     Cash collection and administration.

(A)      Payments on mortgage  loans are  deposited  into the  appropriate  custodial  bank  accounts  and related bank clearing accounts no more than two business days following  receipt,  or such other number of days specified in the transaction agreements.

(B)      Disbursements  made via wire  transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(C)      Advances of funds or  guarantees  regarding  collections,  cash flows or  distributions,  and any interest or other fees  charged for such  advances,  are made,  reviewed  and approved as specified in the transaction agreements.

(D)      The related accounts for the transaction,  such as cash reserve accounts or accounts  established as a form of  overcollateralization,  are  separately  maintained  (e.g.,  with respect to  commingling of cash) as set forth in the transaction agreements.

(E)      Each custodial account is maintained at a federally insured  depository  institution as set forth
in  the  transaction   agreements.   For  purposes  of  this  criterion,   "federally  insured  depository
institution"  with respect to a foreign financial  institution means a foreign financial  institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(F)      Unissued checks are safeguarded so as to prevent unauthorized access.

(G)      Reconciliations  are prepared on a monthly  basis for all  asset-backed  securities  related bank accounts,  including  custodial accounts and related bank clearing  accounts.  These  reconciliations  are
(A)  mathematically  accurate;  (B) prepared within 30 calendar days after the bank statement cutoff date, or such other  number of days  specified  in the  transaction  agreements;  (C)  reviewed  and approved by someone  other  than the  person  who  prepared  the  reconciliation;  and (D)  contain  explanations  for reconciling  items.  These  reconciling  items are  resolved  within 90  calendar  days of their  original identification, or such other number of days specified in the transaction agreements.

(iii)    Investor remittances and reporting.

(A)      Reports  to  investors,  including  those to be filed  with the  Commission,  are  maintained  in accordance with the transaction  agreements and applicable  Commission  requirements.  Specifically,  such reports (A) are  prepared  in  accordance  with  timeframes  and other terms set forth in the  transaction agreements;  (B) provide information  calculated in accordance with the terms specified in the transaction agreements;  (C) are filed with the  Commission  as required by its rules and  regulations;  and (D) agree with investors' or the trustee's  records as to the total unpaid principal  balance and number of mortgage loans serviced by the Servicer.

(B)      Amounts due to investors are allocated and remitted in accordance with  timeframes,  distribution priority and other terms set forth in the transaction agreements.

(C)      Disbursements  made to an  investor  are  posted  within  two  business  days  to the  Servicer's investor records, or such other number of days specified in the transaction agreements.

(D)      Amounts  remitted to investors per the investor  reports agree with  cancelled  checks,  or other form of payment, or custodial bank statements.

(iv)     Mortgage Loan administration.

(A)      Collateral  or  security  on  mortgage  loans  is  maintained  as  required  by  the  transaction agreements or related mortgage loan documents.

(B)      Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(C)      Any additions,  removals or  substitutions  to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(D)      Payments on mortgage loans,  including any payoffs,  made in accordance with the related mortgage loan  documents are posted to the  Servicer's  obligor  records  maintained no more than two business days after receipt,  or such other number of days  specified in the  transaction  agreements,  and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(E)      The  Servicer's  records  regarding  the mortgage  loans agree with the  Servicer's  records with respect to an obligor's unpaid principal balance.

(F)      Changes  with  respect  to the  terms or  status  of an  obligor's  mortgage  loans  (e.g.,  loan modifications  or re-agings) are made,  reviewed and approved by authorized  personnel in accordance  with the transaction agreements and related mortgage loan documents.

(G)      Loss mitigation or recovery actions (e.g.,  forbearance  plans,  modifications  and deeds in lieu of foreclosure,  foreclosures and repossessions,  as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(H)      Records  documenting  collection  efforts  are  maintained  during the period a mortgage  loan is delinquent  in  accordance  with the  transaction  agreements.  Such records are  maintained on at least a monthly basis,  or such other period  specified in the transaction  agreements,  and describe the entity's activities in monitoring  delinquent  mortgage  loans  including,  for example,  phone calls,  letters and
payment   rescheduling   plans  in  cases  where  delinquency  is  deemed  temporary  (e.g.,   illness  or
unemployment).

(I)      Adjustments  to interest  rates or rates of return for  mortgage  loans with  variable  rates are computed based on the related mortgage loan documents.

(J)      Regarding  any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor's mortgage loan documents,  on at least an annual basis, or such other period  specified in the  transaction  agreements;  (B) interest on such funds is paid, or credited, to obligors in accordance with  applicable  mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related  mortgage  loans, or such other number of days specified in the transaction agreements.

(K)      Payments made on behalf of an obligor  (such as tax or insurance  payments) are made on or before the related  penalty or  expiration  dates,  as  indicated  on the  appropriate  bills or notices for such payments,  provided  that such support has been  received by the Servicer at least 30 calendar  days prior to these dates, or such other number of days specified in the transaction agreements.

(L)      Any late  payment  penalties  in  connection  with any payment to be made on behalf of an obligor are paid from the  Servicer's  funds and not charged to the  obligor,  unless the late  payment was due to the obligor's error or omission.

(M)      Disbursements  made on behalf of an obligor are posted  within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

(N)      Delinquencies,  charge-offs and uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.

(O)      Any external  enhancement or other  support,  identified in Item  1114(a)(1)  through (3) or Item
1115 of Regulation AB, is maintained as set forth in the transaction agreements.

         24.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit J:

                                                EXHIBIT J

                             SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit J is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit J and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.
Item 1108(b) and (c)

         Provide the following  information  with respect to each  servicer  that will service,  including interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the
Pass-Through Transfer:

         -a description of the Servicer's form of organization;

         -a  description  of how long the  Servicer  has been  servicing  residential  mortgage  loans;  a general  discussion  of the  Servicer's  experience  in  servicing  assets  of any  type as well as a more detailed  discussion of the Servicer's  experience  in, and procedures for the servicing  function it will perform  under  this  Agreement  and  any  Reconstitution  Agreements;  information  regarding  the  size, composition  and growth of the Servicer's  portfolio of mortgage loans of the type similar to the Mortgage
Loans and  information  on factors  related to the  Servicer  that may be material to any  analysis of the servicing of the Mortgage Loans or the related asset-backed securities,  as applicable,  including whether any default or servicing related  performance  trigger has occurred as to any other  securitization due to any act or failure to act of the Servicer,  whether any material  noncompliance with applicable  servicing criteria as to any other  securitization  has been  disclosed or reported by the Servicer,  and the extent of outsourcing the Servicer uses;

         -a  description  of any  material  changes  to  the  Servicer's  policies  or  procedures  in the servicing  function it will perform under this  Agreement and any  Reconstitution  Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding  the  Servicer's  financial  condition  to the  extent  that  there  is a material  risk  that the  effect  on one or more  aspects  of  servicing  resulting  from  such  financial condition  could have a material impact on the  performance of the securities  issued in the  Pass-Through
Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved in  servicing  loans of the same type as the  Mortgage
Loans, and the Servicer's processes and procedures designed to address such factors;

         -statistical  information  regarding  principal and interest advances made by the Servicer on the
Mortgage Loans and the Servicer's overall servicing portfolio for the past three years; and

         -the Servicer's process for handling  delinquencies,  losses,  bankruptcies and recoveries,  such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1117

         -describe  any legal  proceedings  pending  against the Servicer or against any of its  property, including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

         -describe any  affiliations  of the  Servicer,  each other  originator of the Mortgage  Loans and each  Subservicer  with the  sponsor,  depositor,  issuing  entity,  trustee,  any  originator,  any other servicer,  any significant obligor,  enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding entered  into  outside of the  ordinary  course of business  or on terms  other than those  obtained in an arm's length transaction with an unrelated third party, apart from the Pass-Through Transfer,  between the
Servicer,  each  other  originator  of the  Mortgage  Loans  and each  Subservicer,  or  their  respective affiliates,  and the sponsor,  depositor or issuing  entity or their  respective  affiliates,  that exists currently  or has  existed  during the past two years,  that may be material  to the  understanding  of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding involving or relating to the Mortgage  Loans or the  Pass-Through  Transfer,  including the material terms and  approximate  dollar  amount  involved,  between the Servicer,  each other  originator of the Mortgage
Loans and each Subservicer,  or their respective  affiliates and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

         25.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit K:

                                                EXHIBIT K

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment of  compliance  to be delivered by [the  Servicer]  [Name of  Subservicer]  shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------------------- -----------------------
                                     Servicing Criteria                                        Applicable Servicing
                                                                                                     Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized                   X
                        access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        X
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      X
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               X
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer's investor records, or such other number of                X
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             X
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  X
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      X
                        accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer's records regarding the mortgage loans agree with the              X
                        Servicer's records with respect to an obligor's unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's                     X
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                X
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             X
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                X
                        accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 X
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 X
                        made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer,
                        or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      X
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
-----------------------                                                                       -----------------------

----------------------- --------------------------------------------------------------------- -----------------------

                                                     [NAME OF SERVICER] [NAME OF SUBSERVICER]

                                                     Date:    _________________________

                                                     By:      _________________________
                                                     Name:
                                                     Title:

                  26.      The Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit L:
                                                     EXHIBIT L

                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                  The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable.  Required documentation:

                  *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period

                     of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                   *  For escrow advances - complete payment history

                      (to calculate advances from last positive escrow balance forward)

                  *  Other expenses -  copies of corporate advance history showing all payments

                  *  REO repairs > $1500 require explanation

                  *  REO repairs >$3000 require evidence of at least 2 bids.

                  *  Short Sale or Charge Off require P&L supporting the decision and WFB's approved
                  Officer Certificate

                  *  Unusual or extraordinary items may require further documentation.

         13.      The total of lines 1 through 12.

         Credits:

         14-21.   Complete as applicable.  Required documentation:

                  * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and
                  Escrow Agent / Attorney

                     Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov't guarantee

                  *  All other credits need to be clearly defined on the 332 form

         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The  total  derived  from  subtracting  line 22 from  13.  If the  amount  represents  a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________          Email Address:_____________________

----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If "Yes", provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                  $ ______________ (1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                              ________________ (6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                               ________________(10)
         (11) FC Costs/Other Legal Expenses                                      ________________(11)
         (12) Other (itemize)                                                    ________________(12)
                  Cash for Keys__________________________                        ________________(12)
                  HOA/Condo Fees_______________________                          ________________(12)
                  ______________________________________                         ________________(12)

                  Total Expenses                                                $ _______________(13)
         Credits:
         (14) Escrow Balance                                                    $ _______________(14)
         (15) HIP Refund                                                        ________________ (15)
         (16) Rental Receipts                                                   ________________ (16)
         (17) Hazard Loss Proceeds                                              ________________ (17)
         (18) Primary Mortgage Insurance / Gov't Insurance                      ________________ (18a)
         HUD Part A

         ________________           (18b) HUD Part B
         (19) Pool Insurance Proceeds                                           ________________ (19)
         (20) Proceeds from Sale of Acquired Property                           ________________ (20)
         (21) Other (itemize)                                                   ________________ (21)
              _________________________________________                         ________________ (21)

              Total Credits                                                     $________________(22)
         Total Realized Loss (or Amount of Gain)                                $________________(23)

Escrow Disbursement Detail

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

         27.      Except as amended  above,  the Agreement  shall  continue to be in full force and effect in accordance with its terms.

         28.      This  Amendment  may be executed  by one or more of the parties  hereto on any number of separate  counterparts and of said  counterparts  taken together shall be deemed to constitute one and the same instrument.

                                         [SIGNATURE PAGES FOLLOW]

         IN WITNESS  WHEREOF,  the following  parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                                                              EMC MORTGAGE CORPORATION,
                                                                       as Owner

                                                              By:________________________________________
                                                              Name:
                                                              Title:

                                                              EVERHOME MORTGAGE COMPANY (F/K/A ALLIANCE
                                                              MORTGAGE COMPANY),
                                                                       as Servicer

                                                              By:________________________________________
                                                              Name:
                                                              Title:

                                                                                               EXHIBIT H-3

                                         EMC MORTGAGE CORPORATION
                                                Purchaser,

                                 FIRST TENNESSEE MORTGAGE SERVICES, INC.
                                                Servicer,

                                   FIRST HORIZON HOME LOAN CORPORATION

                                                 Seller,

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                      Dated as of September 1, 2003

                                (Fixed and Adjustable Rate Mortgage Loans)

                                                ARTICLE I

Section 1.01     Defined Terms............................................................................2

                                                ARTICLE II

                                               ARTICLE III

                                                ARTICLE IV

Section 4.08     Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage

                                                ARTICLE V

                                                ARTICLE VI

                                               ARTICLE VII

Section 7.01     Company Shall Provide Information as Reasonably Required................................57

                                               ARTICLE VIII

                                                ARTICLE IX

Section 9.01      Events of Default......................................................................61
Section 9.02      Waiver of Defaults.....................................................................62

                                                ARTICLE X

Section 10.01     Termination............................................................................62
Section 10.02     Termination without cause..............................................................63

                                                ARTICLE XI

EXHIBITS
   A                    Contents of Mortgage File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                    [reserved]
   G                    Request for Release of Documents and Receipt
   H                    Company's Underwriting Guidelines
   I                    Form of Term Sheet

         This is a Purchase,  Warranties  and  Servicing  Agreement,  dated as of September 1, 2003 and is executed among EMC MORTGAGE  CORPORATION,  as Purchaser,  with offices located at Mac Arthur Ridge II, 909
Hidden Ridge Drive, Suite 200, Irving,  Texas 75038 (the "Purchaser"),  FIRST TENNESSEE MORTGAGE SERVICES,
INC., as servicer  (the  "Servicer")  with offices  located at 4000 Horizon Way,  Irving,  Texas 75063 and
FIRST HORIZON HOME LOAN  CORPORATION,  as seller (the "Seller") with offices  located at 4000 Horizon Way,
Irving, Texas 75063 (the Servicer and the Seller together referred to as the "Company").

                                          W I T N E S S E T H :

         WHEREAS,  the  Purchaser has  heretofore  agreed to purchase from the Company and the Company has heretofore  agreed to sell to the  Purchaser,  from time to time,  certain  Mortgage  Loans on a servicing retained basis;

         WHEREAS,  each of the Mortgage  Loans is secured by a mortgage,  deed of trust or other  security instrument  creating a first lien on a residential  dwelling located in the jurisdiction  indicated on the
Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

         WHEREAS,  the Purchaser and the Company wish to prescribe the  representations  and warranties of the Company with respect to itself and the Mortgage  Loans and the  management,  servicing  and control of the Mortgage Loans;

         NOW,  THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the Purchaser and the Company agree as follows:

                                                ARTICLE I

                                               DEFINITIONS

         Section 1.01  Defined Terms.

         Whenever used in this Agreement,  the following words and phrases,  unless the context  otherwise requires, shall have the following meaning specified in this Article:

         Accepted  Servicing  Practices:  With  respect to any Mortgage  Loan,  those  mortgage  servicing practices  (including  collection  procedures)  of prudent  mortgage  banking  institutions  which service mortgage  loans of the same type as such Mortgage  Loan in the  jurisdiction  where the related  Mortgaged
Property is located,  and which are in accordance with Fannie Mae servicing practices and procedures,  for
MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

         Adjustment  Date:  As to each  adjustable  rate  Mortgage  Loan,  the date on which the  Mortgage
Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agreement:  This Purchase,  Warranties  and Servicing  Agreement  including all exhibits  hereto, amendments hereof and supplements hereto.

         Appraised Value:  With respect to any Mortgaged  Property,  the value thereof as determined by an appraisal  made for the  originator of the Mortgage Loan at the time of  origination  of the Mortgage Loan by an appraiser who met the requirements of the Company and Fannie Mae.

         Assignment:  An  individual  assignment  of  the  Mortgage,  notice  of  transfer  or  equivalent instrument,  in  recordable  form,  sufficient  under the laws of the  jurisdiction  wherein  the  related
Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         BIF:  The Bank Insurance Fund, or any successor thereto.

         Business  Day:  Any day other  than:  (i) a Saturday  or Sunday,  or (ii) a legal  holiday in the
State of New York or State of  Texas,  or (iii) a day on which  banks in the State of New York or State of
Texas are authorized or obligated by law or executive order to be closed.

         Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Code:             The Internal Revenue Code of 1986, or any successor statute thereto.

         Company:          Reference to the Seller and Servicer.

         Company's Officer's  Certificate:  A certificate signed by the Chairman of the Board,  President, any Vice  President  or  Treasurer  of Company  stating the date by which  Company  expects to receive any missing documents sent for recording from the applicable recording office.

         Condemnation  Proceeds:  All awards or  settlements in respect of a Mortgaged  Property,  whether permanent or temporary,  partial or entire,  by exercise of the power of eminent  domain or  condemnation, to the extent not  required  to be released to a  Mortgagor  in  accordance  with the terms of the related
Mortgage Loan Documents.

         Confirmation:  The  trade  confirmation  letter  between  the  Purchaser  and the  Company  which relates to the Mortgage Loans.

         Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit  occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op Loan:  A Mortgage  Loan secured by the pledge of stock  allocated  to a dwelling  unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Current Appraised Value:   With  respect  to  any  Mortgaged  Property,   the  value  thereof  as
determined by an appraisal made for the Company (by an appraiser who met the  requirements  of the Company and Fannie Mae) at the request of a Mortgagor  for the purpose of canceling a Primary  Mortgage  Insurance
Policy in accordance  with federal,  state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

         Current LTV:      The ratio of the Stated  Principal  Balance of a Mortgage  Loan to the  Current
Appraised Value of the Mortgaged Property.

         Custodial  Account:  Each separate demand account or accounts created and maintained  pursuant to
Section  4.04 which shall be entitled  "[_____________________],  in trust for the  [Purchaser],  Owner of
Adjustable  Rate  Mortgage  Loans" and shall be  established  in an Eligible  Account,  in the name of the
Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Custodian:  With respect to any Mortgage Loan,  the entity stated on the related Term Sheet,  and its successors and assigns, as custodian for the Purchaser.

         Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Determination  Date:  The 15th day (or if such 15th day is not a Business  Day,  the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

         Due  Date:  The day of the  month  on  which  the  Monthly  Payment  is due on a  Mortgage  Loan, exclusive of any days of grace, which is the first day of the month.

         Due Period:  With respect to any  Remittance  Date,  the period  commencing  on the second day of the month  preceding  the month of such  Remittance  Date and  ending on the first day of the month of the
Remittance Date.

         Eligible  Account:  An account  established  and  maintained:  (i) within FDIC  insured  accounts created,  maintained and monitored by the Company so that all funds  deposited  therein are fully insured, or (ii) as a trust  account with the  corporate  trust  department  of a depository  institution  or trust company  organized  under the laws of the United States of America or any one of the states thereof or the
District of Columbia  which is not  affiliated  with the  Company (or any  sub-servicer)  or (iii) with an
entity  which  is  an   institution   whose   deposits  are  insured  by  the  FDIC,   the  unsecured  and
uncollateralized  long-term  debt  obligations of which shall be rated "A2" or higher by Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable  Rating
Agency,  and which is either (a) a federal savings  association  duly organized,  validly  existing and in good standing under the federal banking laws, (b) an institution  duly organized,  validly existing and in good standing under the applicable  banking laws of any state,  (c) a national banking  association  under the federal banking laws, or (d) a principal  subsidiary of a bank holding  company,  or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities,  the equivalent  required  ratings of each Rating  Agency,  and held such that the rights of the Purchaser  and the owner of the Mortgage  Loans shall be fully protected  against the claims of any creditors of the Company (or any  sub-servicer) and of any creditors or depositors  of the  institution  in which such account is maintained or (v) in a separate non-trust  account  without  FDIC or other  insurance  in an  Eligible  Institution.  In the event  that a
Custodial  Account is established  pursuant to clause (iii),  (iv) or (v) of the preceding  sentence,  the
Company shall provide the  Purchaser  with written  notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

         Eligible Institution:      An institution  having (i) the highest short-term debt rating, and one of the two highest  long-term  debt ratings of each Rating  Agency;  or (ii) with respect to any Custodial
Account,  an unsecured  long-term debt rating of at least one of the two highest unsecured  long-term debt ratings of each Rating Agency.

         Equity  Take-Out  Refinanced  Mortgage  Loan:  A Refinanced  Mortgage  Loan the proceeds of which were in excess of the  outstanding  principal  balance  of the  existing  mortgage  loan as defined in the
Fannie Mae Guide(s).

         Escrow  Account:  Each separate  trust  account or accounts  created and  maintained  pursuant to
Section  4.06  which  shall be  entitled  "[__________________],  in trust for the  [Purchaser],  Owner of
Adjustable Rate Mortgage Loans, and various  Mortgagors" and shall be established in an Eligible  Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Escrow  Payments:  With respect to any Mortgage  Loan,  the amounts  constituting  ground  rents, taxes,  assessments,  water rates, sewer rents, municipal charges,  mortgage insurance premiums,  fire and hazard insurance  premiums,  condominium  charges,  and any other payments  required to be escrowed by the
Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

         Fannie Mae:       The Federal National Mortgage Association, or any successor thereto.

         Fannie Mae  Guide(s):  The Fannie Mae Selling  Guide and the Fannie Mae  Servicing  Guide and all
amendments or additions thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

         FHLMC Guide:  The FHLMC  Single  Family  Seller/Servicer  Guide and all  amendments  or additions thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         First  Remittance  Date:  With respect to any Mortgage Loan, the Remittance Date occurring in the month following the month in which the related Closing Date occurs.

         GAAP:  Generally accepted accounting principles, consistently applied.

         HUD:  The United States Department of Housing and Urban Development or any successor thereto.

         Index:  With  respect  to  any  adjustable  rate  Mortgage  Loan,  the  index  identified  on the
Mortgage  Loan  Schedule and set forth in the related  Mortgage  Note for the purpose of  calculating  the interest rate thereon.

         Initial Rate Cap: As to each  adjustable  rate  Mortgage  Loan,  where  applicable,  the  maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

         Insurance  Proceeds:  With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

         Lifetime  Rate Cap: As to each  adjustable  rate Mortgage  Loan,  the maximum  Mortgage  Interest
Rate over the term of such Mortgage Loan.

         Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage
Loan,  whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise.

         Loan-to-Value  Ratio or LTV:  With  respect  to any  Mortgage  Loan,  the  ratio of the  original outstanding  principal  amount of the Mortgage Loan, to (i) the Appraised Value of the Mortgaged  Property
as of the  Origination  Date with  respect  to a  Refinanced  Mortgage  Loan,  and (ii) the  lesser of the
Appraised  Value  of the  Mortgaged  Property  as of the  Origination  Date or the  purchase  price of the
Mortgaged Property with respect to all other Mortgage Loans.

         Margin:  With respect to each  adjustable  rate Mortgage  Loan, the fixed  percentage  amount set forth  in each  related  Mortgage  Note  which is added to the  Index in order to  determine  the  related
Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

         Monthly  Advance:  The  aggregate  of the  advances  made by the Company on any  Remittance  Date pursuant to Section 5.03.

         Monthly  Payment:  The  scheduled  monthly  payment of principal  and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

         Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a  Mortgage  Note  which creates a first lien on an  unsubordinated  estate in fee simple in real  property  securing  the Mortgage
Note.

         Mortgage  File:  The  mortgage  documents  pertaining  to a  particular  Mortgage  Loan which are specified  in Exhibit A hereto and any  additional  documents  required to be added to the  Mortgage  File pursuant to this Agreement.

         Mortgage  Impairment  Insurance Policy: A mortgage  impairment or blanket hazard insurance policy as described in Section 4.11.

         Mortgage  Interest Rate: The annual rate at which  interest  accrues on any Mortgage Loan,  which may be  adjusted  from  time to time  for an  adjustable  rate  Mortgage  Loan,  in  accordance  with  the provisions of the related Mortgage Note.

         Mortgage  Loan:  An  individual  mortgage  loan  which is the  subject  of this  Agreement,  each
Mortgage  Loan  originally  sold and subject to this  Agreement  being  identified  on the  Mortgage  Loan
Schedule  attached  to the related  Term Sheet,  which  Mortgage  Loan  includes  without  limitation  the
Mortgage File, the Monthly Payments, Principal Prepayments,  Liquidation Proceeds,  Condemnation Proceeds,
Insurance Proceeds,  REO Disposition Proceeds,  and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

         Mortgage Loan Documents:  The documents listed in Exhibit A.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the  Purchaser,  which shall be equal to the Mortgage  Interest  Rate minus the  Servicing Fee
Rate.

         Mortgage Loan Schedule:  The schedule of Mortgage  Loans annexed to the related Term Sheet,  such schedule  setting  forth the  following  information  with  respect to each  Mortgage  Loan in the related
Mortgage Loan Package:

         (1)      the Company's Mortgage Loan identifying number;

         (2)      the Mortgagor's first and last name;

         (3)      the street address of the Mortgaged Property including the city, state and zip code;

         (4)      a code indicating  whether the Mortgaged  Property is  owner-occupied,  a second home or an investor property;

         (5)      the type of residential property constituting the Mortgaged Property;

         (6)      the original months to maturity of the Mortgage Loan;

         (7)      the  remaining  months  to  maturity  from  the  related  Cut-off  Date,  based  on the  original amortization  schedule  and, if  different,  the  maturity  expressed  in the same manner but based on the actual amortization schedule;

         (8)      the  Sales  Price,  if  applicable,   Appraised  Value  and   Loan-to-Value   Ratio,  at
origination;

         (9)      the Mortgage  Interest Rate as of origination  and as of the related  Cut-off Date; with respect to each  adjustable  rate Mortgage Loan, the initial  Adjustment  Date, the next  Adjustment  Date immediately  following the related  Cut-off  Date,  the Index,  the Margin,  the Initial Rate Cap, if any,
Periodic  Rate Cap, if any,  minimum  Mortgage  Interest Rate under the terms of the Mortgage Note and the
Lifetime Rate Cap;

         (10)     the Origination Date of the Mortgage Loan;

         (11)     the stated maturity date;

         (12)     the amount of the Monthly Payment at origination;

         (13)     the amount of the Monthly Payment as of the related  Cut-off Date;

         (14)     the original principal amount of the Mortgage Loan;

         (15)     the  scheduled  Stated  Principal  Balance  of the  Mortgage  Loan  as of the  close  of business on the related  Cut-off  Date,  after  deduction  of payments of  principal  due on or before the related Cut-off Date whether or not collected;

         (16)     a code  indicating  the  purpose of the  Mortgage  Loan (i.e.,  purchase,  rate and term refinance, equity take-out refinance);

         (17)     a code indicating the documentation style (i.e. full, alternative, etc.);

         (18)     the number of times during the twelve (12) month period  preceding  the related  Closing
Date that any Monthly Payment has been received after the month of its scheduled due date;

         (19)     the date on which the first payment is or was due;

         (20)     a code  indicating  whether  or not  the  Mortgage  Loan is the  subject  of a  Primary  Mortgage
                  Insurance Policy and the name of the related insurance carrier;

         (21)     a code  indicating  whether or not the Mortgage  Loan is currently  convertible  and the conversion spread;

         (22)     the  last Due Date on  which a  Monthly  Payment  was  actually  applied  to the  unpaid principal balance of the Mortgage Loan.

         (23)     product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(24)     credit score and/or mortgage score, if applicable;

         (25)     a code  indicating  whether or not the Mortgage Loan is the subject of a Lender  Primary
Mortgage  Insurance  Policy and the name of the related  insurance  carrier  and the Lender Paid  Mortgage
Insurance Rate;

         (26)     a code  indicating  whether or not the  Mortgage  Loan has a  prepayment  penalty  and if so, the amount and term thereof; and

         (27)     the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable.

         With respect to the Mortgage Loans in the aggregate,  the Mortgage Loan Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

         (1)      the number of Mortgage Loans;

         (2)      the current aggregate outstanding principal balance of the Mortgage Loans;

         (3)      the weighted average Mortgage Interest Rate of the Mortgage Loans;

         (4)      the weighted average maturity of the Mortgage Loans; and

         (5)      the weighted average months to next Adjustment Date;

         Mortgage  Note:  The note or other  evidence  of the  indebtedness  of a  Mortgagor  secured by a
Mortgage.

         Mortgaged  Property:  The  underlying  real  property  securing  repayment  of a  Mortgage  Note, consisting of a single  parcel of real estate  considered to be real estate under the laws of the state in which such real property is located  which may include  condominium  units and planned unit  developments, improved by a residential  dwelling;  except that with respect to real property  located in  jurisdictions in which the use of  leasehold  estates  for  residential  properties  is a  widely-accepted  practice,  a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

         Mortgagor:  The obligor on a Mortgage Note.

         Nonrecoverable  Advance:  Any portion of a Monthly Advance or Servicing  Advance  previously made or proposed to be made by the Company  pursuant to this  Agreement,  that,  in the good faith  judgment of the Company,  will not or, in the case of a proposed advance,  would not, be ultimately  recoverable by it from  the  related  Mortgagor  or the  related  Liquidation  Proceeds,  Insurance  Proceeds,  Condemnation
Proceeds or otherwise with respect to the related Mortgage Loan.

         OCC:  Office of the Comptroller of the Currency, or any successor thereto.

         Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board,  the  President,  a Senior  Vice  President  or a Vice  President  or by the  Treasurer  or the
Secretary or one of the Assistant  Treasurers or Assistant  Secretaries  of the Company,  and delivered to the Purchaser as required by this Agreement.

         Opinion  of  Counsel:  A written  opinion  of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

         Origination  Date:  The  date  on  which a  Mortgage  Loan  funded,  which  date  shall  not,  in connection with a Refinanced  Mortgage Loan, be the date of the funding of the debt being refinanced,  but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

         OTS:  Office of Thrift Supervision, or any successor thereto.

         Periodic Rate Cap: As to each  adjustable  rate Mortgage Loan,  the maximum  increase or decrease in the Mortgage  Interest Rate on any Adjustment  Date, as set forth in the related  Mortgage Note and the related Mortgage Loan Schedule.

         Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations of, and obligations  fully  guaranteed by the United States of  America  or any  agency or  instrumentality  of the  United  States of  America  the obligations  of which are backed by the full  faith and  credit of the United  States of
                  America;

         (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii)  repurchase  obligations  with a term  not to  exceed  thirty  (30)  days and with respect  to (a) any  security  described  in clause  (i) above and  entered  into with a depository  institution  or trust  company  (acting as  principal)  described  in clause
                  (ii)(a) above;

                  (iv)  securities  bearing  interest  or sold at a  discount  issued  by any  corporation incorporated  under the laws of the United  States of America or any state  thereof that are rated in one of the two  highest  rating  categories  by each  Rating  Agency at the time of such  investment  or  contractual  commitment  providing  for  such  investment;
                  provided,  however,  that securities  issued by any particular  corporation  will not be
                  Permitted  Investments  to the  extent  that  investments  therein  will  cause the then outstanding  principal  amount  of  securities  issued by such  corporation  and held as
                  Permitted  Investments to exceed 10% of the aggregate  outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

                  (v) commercial  paper  (including  both  non-interest-bearing  discount  obligations and interest-bearing  obligations  payable  on demand or on a  specified  date not more than one year after the date of issuance  thereof)  which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi)  any  other  demand,  money  market  or  time  deposit,  obligation,   security  or
                  investment  as may be  acceptable  to each Rating Agency as evidenced in writing by each
                  Rating Agency; and

                  (vii) any money market  funds the  collateral  of which  consists of  obligations  fully guaranteed  by the United  States of America  or any  agency or  instrumentality  of the
                  United  States of  America  the  obligations  of which are  backed by the full faith and credit of the  United  States of  America  (which  may  include  repurchase  obligations secured by  collateral  described  in clause (i)) and other  securities  and which money market  funds are  rated in one of the two  highest  rating  categories  by each  Rating
                  Agency.

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such  instrument or if such security  provides for payment of both  principal and interest with a yield to maturity  in  excess  of 120% of the  yield  to  maturity  at par or if such  investment  or  security  is purchased at a price greater than par.

         Person:  Any  individual,  corporation,  partnership,  joint  venture,  association,  joint-stock company,  limited liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

         Prepayment  Interest  Shortfall:  With respect to any  Remittance  Date,  for each  Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment  Period, an amount equal to the excess of one month's  interest at the applicable  Mortgage Loan Remittance Rate on the amount of such
Principal  Prepayment  over the  amount of  interest  (adjusted  to the  Mortgage  Loan  Remittance  Rate)
actually paid by the related Mortgagor with respect to such Prepayment Period.

         Prepayment Period:         With respect to any Remittance  Date, the calendar month preceding the month in which such Remittance Date occurs.

         Primary Mortgage Insurance Policy:  Each primary policy of mortgage  insurance  represented to be in effect  pursuant  to Section  3.02(hh),  or any  replacement  policy  therefor  obtained by the Company pursuant to Section 4.08.

         Prime  Rate:  The prime rate  announced  to be in effect  from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

         Principal  Prepayment:  Any payment or other  recovery of  principal  on a Mortgage  Loan full or partial  which is received in advance of its  scheduled  Due Date,  including  any  prepayment  penalty or premium  thereon and which is not  accompanied by an amount of interest  representing  scheduled  interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price:  As defined in Section 2.02.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified Appraiser:  An appraiser,  duly appointed by the Company,  who had no interest,  direct or indirect in the related  Mortgaged  Property  or in any loan made on the  security  thereof,  and whose compensation  is not affected by the approval or  disapproval of the Mortgage Loan, and such appraiser and the  appraisal  made by such  appraiser  both  satisfy  the  requirements  of Title XI of  FIRREA  and the regulations  promulgated  thereunder and the  requirements of Fannie Mae, all as in effect on the date the
Mortgage Loan was originated.

         Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the related Mortgaged  Property is located,  duly authorized and licensed in such states to transact the applicable  insurance business and to write the insurance  provided,  approved as an insurer by Fannie
Mae or FHLMC.

         Rating  Agency:  Standard  &  Poor's,  Fitch,  Inc.  or,  in the  event  that  some or all of the ownership of the Mortgage Loans is evidenced by  mortgage-backed  securities,  the  nationally  recognized rating agencies issuing ratings with respect to such securities, if any.

         Refinanced  Mortgage  Loan:  A  Mortgage  Loan  which  was  made to a  Mortgagor  who  owned  the
Mortgaged  Property prior to the  origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

         REMIC: A "real estate  mortgage  investment  conduit," as such term is defined in Section 860D of the Code.

         REMIC Provisions:  The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance  Date:  The 18th day of any month,  beginning  with the First  Remittance  Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO  Disposition  Proceeds:  Amounts  received  by the Company in  connection  with a related REO
Disposition.

         REO  Property:  A  Mortgaged  Property  acquired  by the  Company on behalf of the  Purchaser  as described in Section 4.13.

         Repurchase  Price:  With  respect to any  Mortgage  Loan, a price equal to (i) the product of the greater  of  100%  or the  percentage  of par as  stated  in the  Confirmation  multiplied  by the  Stated
Principal  Balance of such Mortgage Loan on the repurchase  date,  plus (ii) interest on such  outstanding principal  balance at the Mortgage  Loan  Remittance  Rate from the last date through  which  interest has been paid and  distributed  to the  Purchaser  to the end of the month of  repurchase,  plus,  (iii) third party  expenses  incurred in  connection  with the transfer of the Mortgage Loan being  repurchased;  less amounts  received  or advanced in respect of such  repurchased  Mortgage  Loan which are being held in the
Custodial Account for distribution in the month of repurchase.

         SAIF:  The Savings Association Insurance Fund, or any successor thereto.

         Sales Price:      With  respect  to any  Mortgage  Loan the  proceeds  of which  were used by the
Mortgagor to acquire the related  Mortgaged  Property,  the amount paid by the related  Mortgagor for such
Mortgaged Property.

         Seller:  First  Horizon  Home Loan  Corporation,  its  successors  in interest  and  assigns,  as permitted by this Agreement.

         Servicer:  First Tennessee  Mortgage Services,  Inc., its successors in interest and assigns,  as permitted by this Agreement.

         Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses
(including  reasonable  attorneys' fees and  disbursements)  incurred in the performance by the Company of its servicing obligations,  including,  but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged  Property,  (b) any enforcement,  administrative or judicial  proceedings, or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not
limited  to,  foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior  lienholders,  and other legal actions incidental to the servicing of the Mortgage
Loans (provided that such expenses are reasonable and that the Company  specifies the Mortgage  Loan(s) to which such expenses relate and, upon Purchaser's request,  provides documentation  supporting such expense
(which  documentation  would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial  proceeding does not arise out of a breach of any  representation,  warranty or covenant of the Company  hereunder),  (c) the management and liquidation of the Mortgaged  Property if the
Mortgaged Property is acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments, water rates,  sewer rates and other charges  which are or may become a lien upon the  Mortgaged  Property, and Primary Mortgage  Insurance Policy premiums and fire and hazard insurance  coverage,  (e) any expenses reasonably  sustained  by the  Company  with  respect to the  liquidation  of the  Mortgaged  Property  in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

         Servicing  Fee:  With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of (a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.
Such fee  shall be  payable  monthly,  computed  on the  basis of the same  principal  amount  and  period respecting  which any related  interest  payment on a Mortgage  Loan is computed.  The  obligation  of the
Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the interest  portion of such  Monthly  Payment  collected  by the Company,  or as  otherwise  provided  under
Section  4.05 and in  accordance  with the  Fannie  Mae  Guide(s).  Any fee  payable  to the  Company  for administrative  services  related to any REO  Property as  described in Section 4.13 shall be payable from
Liquidation Proceeds of the related REO Property.

         Servicing Fee Rate:  As set forth in the Term Sheet.

         Servicing  File:  With  respect  to  each  Mortgage  Loan,  the  file  retained  by  the  Company consisting  of originals of all  documents in the Mortgage  File which are not  delivered to the Purchaser and copies of the Mortgage  Loan  Documents  listed in Exhibit A, the  originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

         Servicing   Officer:   Any  officer  of  the  Company   involved  in,  or  responsible  for,  the
administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each  Mortgage Loan as of any date of  determination,  (i) the principal  balance of such  Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date,  whether or not received,  minus (ii) all amounts  previously  distributed  to the  Purchaser  with respect to the Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

         Subservicer:   Any  subservicer   which  is  subservicing   the  Mortgage  Loans  pursuant  to  a
Subservicing Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         Subservicing  Agreement:  An  agreement  between the Company and a  Subservicer,  if any, for the servicing of the Mortgage Loans.

                  Term Sheet:  A  supplemental  agreement in the form  attached  hereto as Exhibit I which shall be executed  and  delivered by the Company and the  Purchaser to provide for the sale and  servicing pursuant to the terms of this  Agreement  of the  Mortgage  Loans  listed on Schedule I attached  thereto, which  supplemental  agreement shall contain certain  specific  information  relating to such sale of such
Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                                ARTICLE II

                         PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                              RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                 BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                   DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01      Agreement to Purchase.

         The Company  agrees to sell and the  Purchaser  agrees to purchase the  Mortgage  Loans having an aggregate Stated  Principal  Balance on the related Cut-off Date set forth in the related Term Sheet in an amount as set forth in the  Confirmation,  or in such  other  amount  as agreed by the  Purchaser  and the
Company as evidenced by the actual aggregate  Stated  Principal  Balance of the Mortgage Loans accepted by the  Purchaser on the related  Closing Date,  with  servicing  retained by the Company.  The Company shall deliver the related  Mortgage Loan Schedule  attached to the related Term Sheet for the Mortgage  Loans to be purchased  on the related  Closing  Date to the  Purchaser at least two (2) Business  Days prior to the related  Closing Date. The Mortgage Loans shall be sold pursuant to this  Agreement,  and the related Term
Sheet shall be executed and delivered on the related Closing Date.

         Section 2.02      Purchase Price.

         The  Purchase  Price  for each  Mortgage  Loan  shall be the  percentage  of par as stated in the
Confirmation  (subject to adjustment as provided therein),  multiplied by the Stated Principal Balance, as of the related  Cut-off Date, of the Mortgage Loan listed on the related  Mortgage Loan Schedule  attached to the related  Term Sheet,  after  application  of scheduled  payments of principal  due on or before the related Cut-off Date whether or not collected.

         In addition to the Purchase  Price as described  above,  the Purchaser  shall pay to the Company, at closing,  accrued  interest on the Stated  Principal  Balance of each  Mortgage  Loan as of the related
Cut-off Date at the Mortgage Loan  Remittance  Rate of each  Mortgage  Loan from the related  Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price plus accrued  interest as set forth in the preceding  paragraph  shall be paid on the related Closing Date by wire transfer of immediately available funds.

          Purchaser  shall be entitled to (1) all scheduled  principal due after the related Cut-off Date,
(2) all other recoveries of principal  collected on or after the related Cut-off Date (provided,  however, that all scheduled  payments of principal  due on or before the related  Cut-off Date and collected by the
Company or any successor  servicer  after the related  Cut-off Date shall belong to the Company),  and (3)
all payments of interest on the Mortgage  Loans net of  applicable  Servicing  Fees (minus that portion of any such payment  which is allocable to the period prior to the related  Cut-off  Date).  The  outstanding principal  balance of each Mortgage Loan as of the related  Cut-off Date is determined  after  application of payments of principal  due on or before the related  Cut-off Date  whether or not  collected,  together with any  unscheduled  principal  prepayments  collected  prior to the  related  Cut-off  Date;  provided, however,  that  payments of scheduled  principal  and  interest  prepaid for a Due Date beyond the related
Cut-off Date shall not be applied to the principal  balance as of the related  Cut-off Date.  Such prepaid amounts shall be the property of the  Purchaser.  The Company shall deposit any such prepaid  amounts into the Custodial  Account,  which  account is  established  for the benefit of the  Purchaser for  subsequent remittance by the Company to the Purchaser.

         Section 2.03      Servicing of Mortgage Loans.

         Simultaneously  with the  execution  and  delivery  of each Term Sheet,  the Company  does hereby agree to directly  service the Mortgage  Loans listed on the related  Mortgage Loan  Schedule  attached to the related Term Sheet subject to the terms of this  Agreement  and the related Term Sheet.  The rights of the  Purchaser to receive  payments  with respect to the related  Mortgage  Loans shall be as set forth in this Agreement.

         Section 2.04      Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

         As of the related Closing Date, the Company sold,  transferred,  assigned,  set over and conveyed to the Purchaser,  without recourse,  on a servicing  retained basis, and the Company hereby  acknowledges that the Purchaser  has, but subject to the terms of this  Agreement  and the related Term Sheet,  all the right,  title and  interest  of the  Company  in and to the  Mortgage  Loans.  Company  will  deliver  the
Mortgage  Files to the Custodian  designated by Purchaser,  on or before the related  Closing Date, at the expense  of the  Company.  The  Company  shall  maintain  a  Servicing  File  consisting  of a copy of the contents of each  Mortgage  File and the originals of the documents in each Mortgage File not delivered to the  Purchaser.  The Servicing File shall contain all documents  necessary to service the Mortgage  Loans.
The  possession  of each  Servicing  File by the  Company  is at the will of the  Purchaser,  for the sole purpose of servicing the related  Mortgage  Loan, and such retention and possession by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage Loan,  including the Mortgage  Note,  the Mortgage,  the contents of the related  Mortgage  File and all rights,  benefits, proceeds  and  obligations  arising  therefrom  or  in  connection  therewith,  has  been  vested  in  the
Purchaser.  All  rights  arising  out of the  Mortgage  Loans  including,  but not  limited  to, all funds received on or in  connection  with the Mortgage  Loans and all records or  documents  with respect to the
Mortgage  Loans  prepared by or which come into the  possession  of the Company shall be received and held by the  Company  in trust for the  benefit  of the  Purchaser  as the  owner of the  Mortgage  Loans.  Any portion of the Mortgage Files retained by the Company shall be  appropriately  identified in the Company's computer  system to clearly  reflect the  ownership of the Mortgage  Loans by the  Purchaser.  The Company
shall  release  its  custody of the  contents  of the  Mortgage  Files  only in  accordance  with  written instructions  of the  Purchaser,  except  when such  release is required as  incidental  to the  Company's servicing of the Mortgage  Loans or is in connection  with a repurchase of any Mortgage Loan or Loans with respect thereto  pursuant to this Agreement and the related Term Sheet,  such written  instructions  shall not be required.

         Section 2.05       Books and Records.

         The sale of each  Mortgage  Loan shall be  reflected  on the  Company's  balance  sheet and other financial  statements  as a sale  of  assets  by  the  Company.  The  Company  shall  be  responsible  for maintaining,  and shall  maintain,  a complete set of books and records for the Mortgage  Loans that shall be  appropriately  identified in the  Company's  computer  system to clearly  reflect the ownership of the
Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for  inspection  by the  Purchaser,  or its  designee  and shall  deliver to the  Purchaser  upon  demand, evidence of compliance with all federal,  state and local laws,  rules and  regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to  documentation  as to the method used in  determining  the  applicability  of the  provisions of the Flood  Disaster  Protection Act of 1973, as
amended,  to the  Mortgaged  Property,  documentation  evidencing  insurance  coverage of any  condominium project as  required  by Fannie Mae or FHLMC,  and  periodic  inspection  reports as  required  by Section
4.13. To the extent that original  documents are not required for purposes of  realization  of Liquidation
Proceeds or Insurance  Proceeds,  documents  maintained  by the Company may be in the form of microfilm or microfiche.

         The Company  shall  maintain  with respect to each  Mortgage  Loan and shall make  available  for inspection  by any  Purchaser  or its designee the related  Servicing  File during the time the  Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         In addition to the foregoing,  Company shall provide to any supervisory  agents or examiners that regulate  Purchaser,  including but not limited to, the OTS, the FDIC and other similar entities,  access, during normal  business hours,  upon  reasonable  advance notice to Company and without cost to Company or such  supervisory  agents or examiners,  to any  documentation  regarding  the Mortgage  Loans that may be required by any applicable regulator.

         Section 2.06.     Transfer of Mortgage Loans.

         The  Company  shall keep at its  servicing  office  books and  records in which,  subject to such reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers of Mortgage  Loans.  No transfer of a Mortgage  Loan may be made unless such  transfer  is in  compliance  with the terms  hereof.
For the  purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any person with  respect to this  Agreement or any  Mortgage  Loan unless a notice of the  transfer of such  Mortgage
Loan has been  delivered to the Company in accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan.  The Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer  one or more of the Mortgage  Loans,  provided,  however,  that the transferee  will  not be  deemed  to be a  Purchaser  hereunder  binding  upon  the  Company  unless  such transferee  shall agree in writing to be bound by the terms of this Agreement and an original  counterpart of the  instrument of transfer in an Assignment  and  Assumption of this  Agreement  substantially  in the form of  Exhibit D hereto  executed  by the  transferee  shall have been  delivered  to the  Company.  The
Purchaser  also shall  advise the Company of the  transfer.  Upon receipt of notice of the  transfer,  the
Company  shall  mark its  books and  records  to  reflect  the  ownership  of the  Mortgage  Loans of such assignee,  and the previous  Purchaser  shall be released from its  obligations  hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.07      Delivery of Mortgage Loan Documents.

                  The Company  shall  deliver and release to the  Purchaser  or its  designee the Mortgage
Loan Documents in accordance  with the terms of this  Agreement and the related Term Sheet.  The documents enumerated  as items (1),  (2),  (3),  (4),  (5), (6), (7), (8), (9) and (16) in Exhibit A hereto shall be delivered by the Company to the  Purchaser or its designee no later than three (3) Business  Days prior to the  related  Closing  Date  pursuant  to a bailee  letter  agreement.  All other  documents  in Exhibit A hereto,  together with all other documents  executed in connection with the Mortgage Loan that Company may have in its  possession,  shall be  retained  by the  Company in trust for the  Purchaser.  If the Company cannot deliver the original  recorded  Mortgage Loan Documents or the original policy of title  insurance, including riders and endorsements  thereto, on the related Closing Date, the Company shall,  promptly upon receipt  thereof  and in any case not later than 120 days from the  related  Closing  Date,  deliver  such original documents,  including original recorded  documents,  to the Purchaser or its designee (unless the
Company is delayed in making such delivery by reason of the fact that such  documents  shall not have been returned by the appropriate  recording  office).  If delivery is not completed  within 120 days solely due to delays in making such delivery by reason of the fact that such  documents  shall not have been returned by the appropriate  recording office,  Company shall deliver such document to Purchaser,  or its designee, within such time period as specified in a Company's  Officer's  Certificate.  In the event that  documents have not been  received  by the date  specified  in the  Company's  Officer's  Certificate,  a  subsequent
Company's  Officer's  Certificate  shall be  delivered  by such  date  specified  in the  prior  Company's
Officer's  Certificate,  stating a revised  date for  receipt of  documentation.  The  procedure  shall be repeated  until the documents have been received and  delivered.  If delivery is not completed  within 180 days solely due to delays in making  such  delivery  by reason of the fact that such  documents  shall not have been  returned  by the  appropriate  recording  office,  the Company  shall  continue to use its best efforts to effect  delivery  as soon as  possible  thereafter,  provided  that if such  documents  are not delivered by the 270th day from the date of the related  Closing Date,  the Company shall  repurchase  the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

         The Company shall pay all initial  recording  fees, if any, for the  assignments  of mortgage and any other  fees in  connection  with the  transfer  of all  original  documents  to the  Purchaser  or its designee.  Company shall  prepare,  in recordable  form, all  assignments of mortgage  necessary to assign the Mortgage  Loans to  Purchaser,  or its  designee.  Company  shall be  responsible  for  recording  the assignments of mortgage.

         Company  shall  provide an  original  or  duplicate  original  of the title  insurance  policy to
Purchaser or its designee within ninety (90) days of the receipt of the recorded  documents  (required for issuance of such policy) from the applicable recording office.

         Any review by the  Purchaser,  or its  designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

         If the  Purchaser  or its designee  discovers  any defect with  respect to a Mortgage  File,  the
Purchaser  shall,  or shall  cause its  designee  to,  give  written  specification  of such defect to the
Company  which  may be given in the  exception  report or the  certification  delivered  pursuant  to this
Section  2.07,  or otherwise in writing and the Company  shall cure or  repurchase  such  Mortgage Loan in accordance with Section 3.03.

         The Company shall forward to the Purchaser,  or its designee,  original  documents  evidencing an assumption,  modification,  consolidation  or extension of any  Mortgage  Loan entered into in  accordance with Section 4.01 or 6.01 within one week of their execution;  provided,  however,  that the Company shall provide the  Purchaser,  or its designee,  with a certified  true copy of any such document  submitted for recordation  within one week of its  execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate  public  recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

         From time to time the Company may have a need for Mortgage  Loan  Documents  to be released  from
Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee,  upon the written request of the  Company,  within  ten (10)  Business  Days,  deliver  to the  Company,  any  requested  documentation previously  delivered to  Purchaser as part of the Mortgage  File,  provided  that such  documentation  is promptly  returned to Purchaser,  or its designee,  when the Company no longer requires  possession of the document,  and provided  that during the time that any such  documentation  is held by the  Company,  such possession  is in  trust  for the  benefit  of  Purchaser.  Company  shall  indemnify  Purchaser,  and its designee, from and against any and all losses, claims, damages, penalties,  fines, forfeitures,  costs and expenses  (including  court costs and reasonable  attorney's  fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

         Section 2.08      Quality Control Procedures.

         The Company must have an internal  quality  control  program that  verifies,  on a regular basis,
the  existence  and  accuracy  of  the  legal  documents,  credit  documents,   property  appraisals,  and
underwriting  decisions.  The program must be capable of evaluating and monitoring the overall  quality of its loan  production  and  servicing  activities.  The  program is to ensure that the  Mortgage  Loans are originated and serviced in accordance with prudent mortgage banking  practices and accounting  principles;
guard  against  dishonest,  fraudulent,  or negligent  acts;  and guard  against  errors and  omissions by officers, employees, or other authorized persons.

         Section 2.09  Near-term Principal Prepayments in Full; Near Term Payment Defaults

           In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal
Prepayment in full.  Such remittance shall be made by the Company to Purchaser not later than five (5)
Business Days after notice to the Company.

           In the event either of the first three (3) scheduled  Monthly  Payments which are due under any
Mortgage  Loan  after  the  related  Cut-off  Date are not made  during  the month in which  such  Monthly
Payments  are due,  then not later than five (5)  Business  Days after  notice to the Company by Purchaser
(and at Purchaser's  sole option),  the Company,  shall  repurchase  such Mortgage Loan from the Purchaser pursuant to the repurchase provisions contained in this Subsection 3.03.

         Section 2.10      Modification of Obligations.

         Purchaser  may,  without any notice to  Company,  extend,  compromise,  renew,  release,  change, modify,  adjust or alter,  by operation of law or otherwise,  any of the  obligations of the Mortgagors or other persons  obligated  under a Mortgage Loan without  releasing or otherwise  affecting the obligations of Company under this Agreement,  or with respect to such Mortgage Loan, except to the extent  Purchaser's extension,  compromise,  release,  change,  modification,  adjustment,  or  alteration  affects  Company's ability to collect the  Mortgage  Loan or realize on the  security of the  Mortgage,  but then only to the extent such action has such effect.
                                               ARTICLE III

                                    REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

         Section 3.01      Representations and Warranties of the Company.

         Each the Seller and Servicer  represents,  warrants and  covenants to the  Purchaser  that, as of the related Closing Date or as of such date specifically provided herein:

         (a)      The Company is a  corporation,  duly  organized,  validly  existing and in good standing under the laws of the State of Kansas and has all  licenses  necessary  to carry out its  business  as now being conducted,  and is licensed and qualified to transact  business in and is in good standing under the laws of each state in which any  Mortgaged  Property is located or is otherwise  exempt  under  applicable law from such  licensing or  qualification  or is otherwise not required  under  applicable  law to effect such  licensing or  qualification  and no demand for such  licensing or  qualification  has been made upon such Company by any such state,  and in any event such Company is in compliance  with the laws of any such state to the extent  necessary to ensure the  enforceability  of each  Mortgage  Loan and the servicing of the  Mortgage  Loans in  accordance  with the terms of this  Agreement.  The  Servicer  is a wholly  owned subsidiary of the Seller;

         (b) The Company has the full power and  authority  and legal right to hold,  transfer  and convey each Mortgage  Loan, to sell each  Mortgage  Loan and to execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted,  has duly authorized the execution,  delivery and performance of this
Agreement  and the related  Term Sheet and any  agreements  contemplated  hereby,  has duly  executed  and delivered this  Agreement and the related Term Sheet,  and any agreements  contemplated  hereby,  and this
Agreement  and  the  related  Term  Sheet  and  each  Assignment  to  the  Purchaser  and  any  agreements contemplated  hereby,  constitutes  a legal,  valid and binding  obligation  of the  Company,  enforceable against  it in  accordance  with its  terms,  and all  requisite  corporate  action  has been taken by the
Company to make this  Agreement and the related Term Sheet and all  agreements  contemplated  hereby valid and binding upon the Company in accordance with their terms;

         (c) Neither the  execution  and delivery of this  Agreement  and the related Term Sheet,  nor the origination  or purchase of the  Mortgage  Loans by the  Company,  the sale of the  Mortgage  Loans to the
Purchaser,  the consummation of the transactions  contemplated hereby, or the fulfillment of or compliance with the terms and  conditions of this  Agreement and the related Term Sheet will conflict with any of the terms,  conditions  or  provisions  of the  Company's  charter or by-laws or  materially  conflict with or result in a material  breach of any of the terms,  conditions or provisions  of any legal  restriction  or any agreement or  instrument to which the Company is now a party or by which it is bound,  or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material  violation of any law, rule,  regulation,  order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

         (d)  There is no  litigation,  suit,  proceeding  or  investigation  pending  or,  to the best of
Company's knowledge,  threatened,  or any order or decree outstanding,  with respect to the Company which, either in any one instance or in the  aggregate,  is reasonably  likely to have a material  adverse effect on the sale of the  Mortgage  Loans,  the  execution,  delivery,  performance  or  enforceability  of this
Agreement and the related Term Sheet, or which is reasonably  likely to have a material  adverse effect on the financial condition of the Company.

         (e) No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the Company of or compliance by the Company with this  Agreement  or the related  Term Sheet,  or the sale of the  Mortgage  Loans and delivery of the
Mortgage Files to the Purchaser or the  consummation  of the  transactions  contemplated by this Agreement or the related  Term Sheet,  except for  consents,  approvals,  authorizations  and orders which have been obtained;

         (f) The  consummation  of the  transactions  contemplated  by this  Agreement or the related Term
Sheet is in the ordinary course of business of the Company and Company,  and the transfer,  assignment and conveyance  of the  Mortgage  Notes and the  Mortgages  by the Company  pursuant to this  Agreement or the related Term Sheet are not subject to bulk transfer or any similar  statutory  provisions in effect in any applicable jurisdiction;

         (g) The  origination  and  servicing  practices  used by the Company and any prior  originator or servicer  with  respect  to each  Mortgage  Note and  Mortgage  have  been  legal and in  accordance  with applicable laws and regulations and the Mortgage Loan Documents,  and in all material  respects proper and prudent in the mortgage  origination and servicing  business.  Each Mortgage Loan has been serviced in all material  respects with Accepted  Servicing  Practices.  With respect to escrow deposits and payments that the Company,  on behalf of an investor,  is entitled to collect,  all such payments are in the  possession of, or under the control of, the Company,  and there exist no  deficiencies  in  connection  therewith for which  customary  arrangements  for repayment  thereof have not been made.  All escrow  payments have been collected in full  compliance  with state and federal law and the provisions of the related  Mortgage Note and  Mortgage.  As to any  Mortgage  Loan  that is the  subject  of an  escrow,  escrow  of  funds  is not prohibited by applicable law and has been  established  in an amount  sufficient to pay for every escrowed item that  remains  unpaid and has been  assessed but is not yet due and  payable.  No escrow  deposits or other  charges or payments due under the  Mortgage  Note have been  capitalized  under any Mortgage or the related Mortgage Note;

         (h) The Company used no selection  procedures  that  identified  the Mortgage Loans as being less desirable or valuable  than other  comparable  mortgage  loans in the  Company's  portfolio at the related
Cut-off Date;

         (i)      The Company  will treat the sale of the  Mortgage  Loans to the  Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (j)      Company is an approved  seller/servicer  of  residential  mortgage loans for Fannie Mae,
FHLMC and HUD, with such  facilities,  procedures and personnel  necessary for the sound servicing of such mortgage loans.  The Company is duly qualified,  licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws,  and  regulations,  if applicable,  meets the minimum  capital requirements  set  forth  by the OCC,  and is in good  standing  to sell  mortgage  loans  to and  service mortgage  loans for Fannie Mae and FHLMC and no event has  occurred  which  would make  Company  unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

         (k)      The Company does not believe,  nor does it have any cause or reason to believe,  that it cannot  perform  each and every  covenant  contained  in this  Agreement  or the related  Term Sheet.  The
Company is solvent  and the sale of the  Mortgage  Loans will not cause the  Company to become  insolvent.
The sale of the Mortgage  Loans is not undertaken  with the intent to hinder,  delay or defraud any of the
Company's creditors;

         (l)      No statement,  tape, diskette,  form, report or other document prepared by, or on behalf of, Company  pursuant to this Agreement or the related Term Sheet or in connection  with the  transactions contemplated  hereby,  contains or will contain any statement  that is or will be inaccurate or misleading in any material respect;

         (m)      The  Company  acknowledges  and agrees  that the  Servicing  Fee  represents  reasonable compensation  for  performing  such  services  and that the entire  Servicing  Fee shall be treated by the
Company,  for accounting and tax purposes,  as compensation  for the servicing and  administration  of the
Mortgage  Loans  pursuant to this  Agreement.  In the opinion of Company,  the  consideration  received by
Company upon the sale of the Mortgage  Loans to Purchaser  under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans under current market conditions.

         (n)      Company has  delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent  results of operations  and financial  position for the period  identified  and has been  prepared in accordance  with
GAAP  consistently  applied  throughout  the periods  involved,  except as set forth in the notes thereto.
There has been no change in the business,  operations,  financial  condition,  properties or assets of the
Company since the date of the Company's  financial  information  that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         (o)      The Company  has not dealt with any broker,  investment  banker,  agent or other  person that may be entitled  to any  commission  or  compensation  in  connection  with the sale of the  Mortgage
Loans;

         Section 3.02      Representations and Warranties as to Individual Mortgage Loans.

         References  in  this  Section  to  percentages  of  Mortgage  Loans  refer  in  each  case to the percentage of the  aggregate  Stated  Principal  Balance of the Mortgage  Loans as of the related  Cut-off
Date, based on the outstanding  Stated Principal  Balances of the Mortgage Loans as of the related Cut-off
Date,  and giving  effect to  scheduled  Monthly  Payments  due on or prior to the related  Cut-off  Date, whether or not received.  References to percentages of Mortgaged  Properties  refer,  in each case, to the percentages of expected  aggregate Stated Principal  Balances of the related Mortgage Loans (determined as described in the preceding sentence).  The Company hereby represents and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

          (a) The  information  set forth in the  Mortgage  Loan  Schedule  attached to the  related  Term
Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

         (b)      The  Mortgage  creates  a  valid,  subsisting  and  enforceable  first  lien  or a first priority  ownership  interest in an estate in fee simple in real  property  securing the related  Mortgage
Note  subject  to  principles  of equity,  bankruptcy,  insolvency  and other laws of general  application affecting the rights of creditors;

         (c) All payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the  related  Closing  Date;  the  Mortgage  Loan has not been  dishonored;  there  are no  material defaults  under the terms of the Mortgage  Loan;  the Company has not advanced its own funds,  or induced, solicited  or knowingly  received any advance of funds from a party other than the owner of the  Mortgaged
Property  subject to the Mortgage,  directly or indirectly,  for the payment of any amount required by the
Mortgage  Loan. As of the related  Closing Date,  all of the Mortgage  Loans will have an actual  interest paid to date of their related  Cut-off  Date(or later) and will be due for the scheduled  monthly  payment next succeeding the Cut-off Date (or later), as evidenced by a posting to Company's  servicing  collection system.  No payment  under any  Mortgage  Loan is  delinquent  as of the related  Closing Date nor has any scheduled  payment  been  delinquent  at any time during the twelve (12) months  prior to the month of the related  Closing Date. For purposes of this  paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

         (d) There are no  defaults  by  Company  in  complying  with the terms of the  Mortgage,  and all taxes,  governmental  assessments,  insurance  premiums,  water,  sewer and municipal  charges,  leasehold payments or ground rents which  previously  became due and owing have been paid, or escrow funds have been established  in an amount  sufficient to pay for every such  escrowed item which remains  unpaid and which has been assessed but is not yet due and payable;

         (e) The terms of the Mortgage Note and the Mortgage have not been  impaired,  waived,  altered or modified in any respect,  except by written  instruments  which have been  recorded to the extent any such recordation is required by law, or,  necessary to protect the interest of the Purchaser.  No instrument of waiver,  alteration or modification  has been executed except in connection with a modification  agreement and which  modification  agreement  is part of the Mortgage  File and the terms of which are  reflected in the related  Mortgage Loan  Schedule,  and no Mortgagor has been released,  in whole or in part,  from the terms thereof except in connection  with an assumption  agreement and which  assumption  agreement is part of the Mortgage  File and the terms of which are  reflected in the related  Mortgage  Loan  Schedule;  the substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related
Primary  Mortgage  Insurance  Policy and title  insurance  policy,  to the extent  required by the related policies;

         (f) The  Mortgage  Note and the  Mortgage  are not subject to any right of  rescission,  set-off, counterclaim or defense,  including,  without limitation,  the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the  Mortgage,  or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission, set-off,  counterclaim  or  defense,  including  the  defense of usury,  and no such right of  rescission, set-off,  counterclaim  or defense has been asserted with respect  thereto;  and as of the related Closing
Date the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

         (g) All buildings or other  customarily  insured  improvements  upon the  Mortgaged  Property are insured by a  Qualified  Insurer,  against  loss by fire,  hazards  of  extended  coverage  and such other hazards as are provided for in the Fannie Mae or FHLMC Guide, as well as all additional  requirements  set forth in Section 4.10 of this  Agreement.  All such standard  hazard policies are in full force and effect and contain a standard  mortgagee  clause naming the Company and its successors in interest and assigns as loss payee and such clause is still in effect and all  premiums  due thereon  have been paid.  If required by the Flood  Disaster  Protection  Act of 1973,  as  amended,  the  Mortgage  Loan is  covered by a flood
insurance  policy  meeting  the  requirements  of  the  current   guidelines  of  the  Federal   Insurance
Administration  which  policy  conforms  to Fannie Mae or FHLMC  requirements,  as well as all  additional requirements  set  forth in  Section  4.10 of this  Agreement.  Such  policy  was  issued  by a  Qualified
Insurer.  The  Mortgage  obligates  the  Mortgagor  thereunder  to  maintain  all  such  insurance  at the
Mortgagor's  cost and  expense,  and on the  Mortgagor's  failure to do so,  authorizes  the holder of the
Mortgage  to maintain  such  insurance  at the  Mortgagor's  cost and  expense  and to seek  reimbursement therefor  from the  Mortgagor.  Neither the Company  (nor any prior  originator  or servicer of any of the
Mortgage  Loans) nor any Mortgagor  has engaged in any act or omission  which has impaired or would impair the coverage of any such  policy,  the benefits of the  endorsement  provided for herein,  or the validity and binding effect of either;

         (h) Any and all requirements of any federal,  state or local law including,  without  limitation, usury,  truth-in-lending,  real estate settlement  procedures,  consumer credit  protection,  equal credit opportunity  or  disclosure  laws  applicable to the Mortgage Loan have been complied with in all material respects.  None of the Mortgage  Loans are (a) loans subject to 12 CFR Part 226.31,  12 CFR Part 226.32 or
12 CFR  Part  226.34  of  Regulation  Z, the  regulation  implementing  TILA,  which  implements  the Home
Ownership  and Equity  Protection  Act of 1994,  as amended or (b)  classified  and/or  defined as a "high cost",  "covered",  or  "predatory"  loan under any other  state,  federal or local law or  regulation  or ordinance,  including,  but not limited to, the States of Georgia and North  Carolina  and the City of New
York. The Company  maintains,  and shall  maintain,  evidence of such compliance as required by applicable law or regulation  and shall make such evidence  available for  inspection at the Company's  office during normal business hours upon reasonable advance notice;

         (i) The  Mortgage  has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or rescinded,  and the Mortgaged  Property has not been  released from the lien of the Mortgage,  in whole or in part  nor  has any  instrument  been  executed  that  would  effect  any  such  release,  cancellation, subordination  or rescission.  The Company has not waived the  performance by the Mortgagor of any action, if the  Mortgagor's  failure to perform such action would cause the  Mortgage  Loan to be in default,  nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (j)      The  Mortgage  is a valid,  subsisting,  enforceable  and  perfected  first  lien on the
Mortgaged  Property,  including  all  buildings  on the  Mortgaged  Property  and  all  installations  and mechanical,  electrical,  plumbing,  heating and air conditioning  systems affixed to such buildings,  and all additions,  alterations and replacements  made at any time with respect to the foregoing  securing the
Mortgage Note's original  principal  balance subject to principles of equity,  bankruptcy,  insolvency and other laws of general  application  affecting the rights of creditors.  The Mortgage and the Mortgage Note do not contain any  evidence of any security  interest or other  interest or right  thereto.  Such lien is free and clear of all adverse claims,  liens and  encumbrances  having priority over the first lien of the
Mortgage  subject only to (1) the lien of  non-delinquent  current real property taxes and assessments not yet due and payable,  (2)  covenants,  conditions  and  restrictions,  rights of way,  easements and other matters  of the  public  record as of the date of  recording  which are  acceptable  to  mortgage  lending institutions  generally  and either (A) which are  referred  to in the  lender's  title  insurance  policy delivered to the  originator  or otherwise  considered  in the  appraisal  made for the  originator of the
Mortgage  Loan,  or (B) which do not  adversely  affect  the  residential  use or  Appraised  Value of the
Mortgaged  Property as set forth in such  appraisal,  and (3) other matters to which like  properties  are commonly subject which do not individually or in the aggregate  materially  interfere with the benefits of the security  intended to be provided by the Mortgage or the use,  enjoyment,  value or  marketability  of the related Mortgaged Property.  Any security  agreement,  chattel mortgage or equivalent document related to and  delivered  in  connection  with the Mortgage  Loan  establishes  and creates a valid,  subsisting, enforceable  and  perfected  first lien and first  priority  security  interest on the property  described therein, and the Company has the full right to sell and assign the same to the Purchaser;

         (k) The  Mortgage  Note and the related  Mortgage are original and genuine and each is the legal, valid and binding  obligation of the maker  thereof,  enforceable  in all respects in accordance  with its terms  subject to  principles  of equity,  bankruptcy,  insolvency  and other laws of general  application affecting  the rights of  creditors,  and the Company  has taken all action  necessary  to  transfer  such rights of  enforceability  to the  Purchaser.  All parties to the  Mortgage  Note and the Mortgage had the legal  capacity to enter into the  Mortgage  Loan and to execute and  deliver  the  Mortgage  Note and the
Mortgage.  The Mortgage  Loan  Documents  are on forms  acceptable  to Fannie Mae and FHLMC.  The Mortgage
Note and the Mortgage have been duly and properly  executed by such parties.  No fraud,  error,  omission, misrepresentation,  negligence  or similar  occurrence  with respect to a Mortgage Loan has taken place on the part of Company or the  Mortgagor,  or on the part of any other party  involved in the  origination or servicing of the Mortgage  Loan.  The proceeds of the Mortgage  Loan have been fully  disbursed  and there is no requirement for future  advances  thereunder,  and any and all  requirements as to completion of any on-site or off-site  improvements  and as to disbursements of any escrow funds therefor have been complied with.  All costs,  fees and expenses  incurred in making or closing the Mortgage Loan and the recording of the Mortgage  were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l) The  Company  is the  sole  owner  and  holder  of the  Mortgage  Loan  and the  indebtedness evidenced by the Mortgage  Note.  Upon the sale of the Mortgage  Loan to the  Purchaser,  the Company will retain the Mortgage  File or any part thereof with respect  thereto not  delivered to the Purchaser or the
Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the
Mortgage  Loan.  Immediately  prior to the transfer and  assignment to the  Purchaser,  the Mortgage Loan, including  the Mortgage Note and the Mortgage,  were not subject to an  assignment,  sale or pledge to any person  other than  Purchaser,  and the  Company had good and  marketable  title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the  Purchaser  free and clear of any encumbrance,  equity,  lien,  pledge,  charge,  claim or  security  interest  and has the full  right  and authority  subject to no interest or  participation  of, or agreement  with, any other party,  to sell and assign the Mortgage Loan pursuant to this  Agreement  and  following  the sale of the Mortgage  Loan,  the
Purchaser will own such Mortgage Loan free and clear of any encumbrance,  equity,  participation interest, lien,  pledge,  charge,  claim or security  interest.  The  Company  intends to  relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date,  the Company will not have any right to modify or alter the terms of the sale of the Mortgage  Loan and the Company  will not have any  obligation or right to repurchase the Mortgage Loan or substitute  another Mortgage Loan,  except as provided in this
Agreement, or as otherwise agreed to by the Company and the Purchaser;

         (m)  Each  Mortgage  Loan  is  covered  by an ALTA  lender's  title  insurance  policy  or  other generally acceptable form of policy or insurance  acceptable to Fannie Mae or FHLMC (including  adjustable rate  endorsements),  issued by a title  insurer  acceptable  to Fannie Mae or FHLMC and  qualified  to do business  in  the  jurisdiction  where  the  Mortgaged  Property  is  located,  insuring  (subject  to the exceptions  contained in (j)(1),  (2) and (3) above) the Company,  its successors  and assigns,  as to the first  priority  lien of the Mortgage in the original  principal  amount of the Mortgage  Loan and against any loss by reason of the  invalidity or  unenforceability  of the lien  resulting  from the provisions of the Mortgage  providing for adjustment in the Mortgage  Interest Rate and Monthly Payment.  Where required by state law or  regulation,  the  Mortgagor has been given the  opportunity  to choose the carrier of the required mortgage title insurance.  The Company,  its successors and assigns,  is the sole insured of such lender's title insurance  policy,  such title insurance  policy has been duly and validly  endorsed to the
Purchaser or the  assignment  to the  Purchaser  of the  Company's  interest  therein does not require the consent of or notification  to the insurer and such lender's title  insurance  policy is in full force and effect and will be in full force and effect upon the  consummation  of the  transactions  contemplated  by this  Agreement.  No claims  have been made under  such  lender's  title  insurance  policy,  and no prior holder or servicer of the related  Mortgage,  including the Company,  nor any Mortgagor,  has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (n)  There is no  default,  breach,  violation  or  event  of  acceleration  existing  under  the
Mortgage  or the related  Mortgage  Note and no event  which,  with the passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute  a default,  breach,  violation or event permitting  acceleration;  and  neither  the  Company,  nor any prior  mortgagee  has waived any  default, breach, violation or event permitting acceleration;

         (o) There are no  mechanics'  or similar  liens or claims  which have been filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related  Mortgaged  Property  which  are or may be liens  prior  to or  equal  to the lien of the  related
Mortgage;

         (p)  All  improvements  subject  to  the  Mortgage  which  were  considered  in  determining  the appraised  value of the  Mortgaged  Property lie wholly  within the  boundaries  and building  restriction lines of the Mortgaged  Property  (and wholly  within the project with respect to a condominium  unit) and no  improvements  on adjoining  properties  encroach  upon the Mortgaged  Property  except those which are insured  against by the title  insurance  policy  referred to in clause (m) above and all  improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant to, and conforms  with, the Company's  underwriting  guidelines  attached as Exhibit H hereto. The Mortgage Loan bears interest at an  adjustable  rate (if  applicable)  as set forth in the related  Mortgage  Loan  Schedule,  and Monthly
Payments  under  the  Mortgage  Note are due and  payable  on the first day of each  month.  The  Mortgage contains  the  usual  and  enforceable  provisions  of the  Company  at the  time of  origination  for the acceleration of the payment of the unpaid principal  amount of the Mortgage Loan if the related  Mortgaged
Property is sold without the prior consent of the mortgagee thereunder;

         (r) The  Mortgaged  Property  is not  subject  to any  material  damage.  At  origination  of the
Mortgage  Loan  there was not,  since  origination  of the  Mortgage  Loan  there has not been,  and there currently is no proceeding pending for the total or partial  condemnation of the Mortgaged  Property.  The
Company has not received  notification  that any such  proceedings  are  scheduled to commence at a future date;

         (s) The related  Mortgage  contains  customary and  enforceable  provisions such as to render the rights and remedies of the holder thereof adequate for the realization  against the Mortgaged  Property of the benefits of the security provided thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by trustee's  sale,  and (2) otherwise by judicial  foreclosure.  There is no homestead or other  exemption  available to the Mortgagor  which would  interfere  with the right to sell the Mortgaged
Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage  constitutes a deed of trust,  a trustee,  authorized  and duly  qualified if required under  applicable  law to act as such,  has been properly  designated and currently so serves and is named in the  Mortgage,  and no fees or  expenses,  except as may be required by local law, are or will become  payable by the  Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) The Mortgage File  contains an appraisal of the related  Mortgaged  Property  signed prior to the final  approval of the mortgage loan  application by a Qualified  Appraiser,  approved by the Company, who had no interest,  direct or indirect,  in the  Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or disapproval of the Mortgage Loan, and the  appraisal  and  appraiser  both satisfy the  requirements  of Fannie Mae or FHLMC and Title XI of the
Federal  Institutions  Reform,  Recovery,  and  Enforcement  Act of 1989 and the  regulations  promulgated thereunder,  all as in effect on the date the Mortgage  Loan was  originated.  The  appraisal is in a form acceptable to Fannie Mae or FHLMC;

         (v) All parties  which have had any interest in the  Mortgage,  whether as  mortgagee,  assignee, pledgee or otherwise,  are (or, during the period in which they held and disposed of such interest,  were)
(A) in compliance  with any and all  applicable  licensing  requirements  of the laws of the state wherein the Mortgaged  Property is located,  and (B) (1) organized  under the laws of such state, or (2) qualified to do  business  in such  state,  or (3) federal  savings  and loan  associations  or national  banks or a
Federal Home Loan Bank or savings bank having  principal  offices in such state, or (4) not doing business in such state;

         (w) The related  Mortgage Note is not and has not been secured by any collateral  except the lien of the corresponding  Mortgage and the security interest of any applicable  security  agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

         (x) The Mortgagor has received and has  executed,  where  applicable,  all  disclosure  materials required by applicable law with respect to the making of such mortgage loans;

         (y) The  Mortgage  Loan  does  not  contain  balloon  or  "graduated  payment"  features.  Unless otherwise  indicated  on the related  Mortgage  Loan  Schedule,  no Mortgage  Loan is subject to a buydown agreement or contains any buydown provision;

         (z) The  Mortgagor is not in  bankruptcy  and, the Mortgagor is not insolvent and the Company has no knowledge of any  circumstances  or conditions  with respect to the Mortgage,  the Mortgaged  Property, the Mortgagor or the Mortgagor's  credit standing that could  reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment,  cause the Mortgage Loan to become delinquent,  or materially adversely affect the value or marketability of the Mortgage Loan;

         (aa) Each  Mortgage  Loan bears  interest  based upon a thirty (30) day month and a three hundred and sixty (360) day year.  The  Mortgage  Loans have an original  term to maturity of not more than thirty
(30) years,  with interest  payable in arrears on the first day of each month.  As to each adjustable rate
Mortgage Loan, on each applicable  Adjustment  Date, the Mortgage  Interest Rate will be adjusted to equal the sum of the Index,  plus the  applicable  Margin;  provided,  that the Mortgage  Interest Rate, on each applicable  Adjustment  Date, will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as applicable.  Over the term of each  adjustable  rate Mortgage  Loan,  the Mortgage  Interest Rate will not exceed such Mortgage  Loan's  Lifetime Rate Cap. None of the Mortgage Loans are  "interest-only"  Mortgage
Loans or "negative  amortization"  Mortgage  Loans.  With respect to each  adjustable  rate Mortgage Loan, each  Mortgage Note  requires a monthly  payment  which is  sufficient  (a) during the period prior to the first  adjustment to the Mortgage  Interest  Rate, to fully amortize the original  principal  balance over the original term thereof and to pay interest at the related  Mortgage  Interest  Rate, and (b) during the period  following each  Adjustment  Date, to fully amortize the  outstanding  principal  balance as of the first day of such period over the then  remaining  term of such  Mortgage  Note and to pay interest at the related  Mortgage  Interest Rate.  With respect to each  adjustable  rate Mortgage Loan, the Mortgage Note provides  that when the  Mortgage  Interest  Rate  changes on an  Adjustment  Date,  the then  outstanding principal  balance will be  reamortized  over the  remaining  life of the Mortgage  Loan. No Mortgage Loan contains  terms or  provisions  which would result in negative  amortization.  None of the Mortgage  Loans contain a conversion  feature  which would cause the  Mortgage  Loan  interest  rate to convert to a fixed interest rate.  None of the Mortgage Loans are considered agricultural loans;

         (bb)  (INTENTIONALLY LEFT BLANK)

         (cc)  (INTENTIONALLY LEFT BLANK)

         (dd)  (INTENTIONALLY LEFT BLANK)

         (ee)  (INTENTIONALLY LEFT BLANK)

         (ff)  (INTENTIONALLY LEFT BLANK)

         (gg) (INTENTIONALLY LEFT BLANK)

         (hh)     In the event the  Mortgage  Loan had an LTV at  origination  greater  than  80.00%,  the excess of the principal  balance of the Mortgage  Loan over 75.0% of the Appraised  Value of the Mortgaged
Property  with  respect  to a  Refinanced  Mortgage  Loan,  or the  lesser of the  Appraised  Value or the purchase  price of the Mortgaged  Property with respect to a purchase  money  Mortgage Loan was insured as to payment defaults by a Primary  Mortgage  Insurance  Policy issued by a Qualified  Insurer.  No Mortgage
Loan has an LTV over 95%. All  provisions  of such  Primary  Mortgage  Insurance  Policy have been and are being complied with,  such policy is in full force and effect,  and all premiums due thereunder  have been paid. No Mortgage Loan  requires  payment of such  premiums,  in whole or in part,  by the  Purchaser.  No action,  inaction,  or event has  occurred  and no state of facts  exists  that has, or will result in the exclusion  from,  denial of, or defense to  coverage.  Any  Mortgage  Loan  subject to a Primary  Mortgage
Insurance Policy obligates the Mortgagor  thereunder to maintain the Primary  Mortgage  Insurance  Policy, subject to state and federal law, and to pay all premiums and charges in connection  therewith.  No action has been taken or failed to be taken,  on or prior to the Closing  Date which has  resulted or will result in an  exclusion  from,  denial of, or defense to coverage  under any Primary  Mortgage  Insurance  Policy
(including,  without  limitation,  any  exclusions,  denials or  defenses  which would limit or reduce the availability  of the  timely  payment  of the full  amount of the loss  otherwise  due  thereunder  to the insured) whether arising out of actions,  representations,  errors, omissions, negligence, or fraud of the
Company or the  Mortgagor,  or for any other reason under such  coverage;  The mortgage  interest rate for the  Mortgage  Loan as set  forth on the  related  Mortgage  Loan  Schedule  is net of any such  insurance premium.  None of the Mortgage Loans are subject to "lender-paid" mortgage insurance;

         (ii)     The Assignment is in recordable  form and is acceptable for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

         (jj)     Unless otherwise  indicated on the related Mortgage Loan Schedule,  none of the Mortgage
Loans are secured by an interest in a leasehold  estate.  The  Mortgaged  Property is located in the state identified  in the related  Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon,  or a townhouse,  or a two-to four-family  dwelling,  or an  individual  condominium  unit in a  condominium  project,  or an  individual  unit in a  planned  unit development or a de minimis planned unit  development,  provided,  however,  that no residence or dwelling is a single parcel of real property with a manufactured home not affixed to a permanent  foundation,  or a mobile  home.  Any  non-warrantable  condominium  unit,  condominium  unit  or  planned  unit  development conforms with the Company's  underwriting  guidelines.  As of the date of  origination,  no portion of any
Mortgaged  Property was used for commercial  purposes,  and since the Origination  Date, no portion of any
Mortgaged Property has been, or currently is, used for commercial purposes;

         (kk)     Payments on the  Mortgage  Loan  commenced  no more than sixty (60) days after the funds were  disbursed in  connection  with the Mortgage  Loan.  The Mortgage Note is payable on the first day of each month in monthly  installments of principal and interest,  which  installments  are subject to change due to the  adjustments to the Mortgage  Interest Rate on each Adjustment  Date, with interest  calculated and payable in arrears.  Each of the  Mortgage  Loans will  amortize  fully by the stated  maturity  date, over an original term of not more than thirty years from commencement of amortization;

         (ll)     As of the  Closing  Date of the  Mortgage  Loan,  the  Mortgage  Property  was  lawfully occupied under  applicable  law, and all  inspections,  licenses and  certificates  required to be made or issued with respect to all occupied  portions of the  Mortgaged  Property and, with respect to the use and occupancy  of the same,  including  but not limited to  certificates  of occupancy  and fire  underwriting certificates, have been made or obtained from the appropriate authorities;

         (mm)     There is no pending action or proceeding  directly  involving the Mortgaged  Property in which  compliance  with any  environmental  law, rule or regulation is an issue;  there is no violation of any  environmental  law, rule or regulation  with respect to the Mortgaged  Property;  and the Company has not  received  any notice of any  environmental  hazard on the  Mortgaged  Property  and  nothing  further remains to be done to satisfy in full all  requirements of each such law, rule or regulation  constituting a prerequisite to use and enjoyment of said property;

         (nn)     The  Mortgagor  has not notified  the  Company,  and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

         (oo)     No  Mortgage  Loan is a  construction  or  rehabilitation  Mortgage  Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

         (pp)     The Mortgagor for each Mortgage Loan is a natural person;

         (qq)     None of the Mortgage Loans are Co-op Loans;

         (rr)     With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

         (ss)     With respect to each  Mortgage  Loan either (i) the fair market  value of the  Mortgaged
Property  securing such Mortgage Loan was at least equal to 80 percent of the original  principal  balance of such  Mortgage  Loan at the time such  Mortgage  Loan was  originated  or (ii) (a) the Mortgage Loan is only secured by the Mortgage  Property and (b)  substantially  all of the proceeds of such  Mortgage  Loan were used to acquire or to improve or protect the Mortgage  Property.  For the  purposes of the  preceding sentence,  if the Mortgage Loan has been  significantly  modified other than as a result of a default or a reasonable  foreseeable  default,  the modified  Mortgage Loan will be viewed as having been originated on the date of the modification;

         (tt) The Mortgage  Loan was  originated  by a mortgagee  approved by the Secretary of Housing and
Urban  Development  pursuant  to  sections  203 and 211 of the  National  Housing  Act, a savings and loan association,  a savings bank, a commercial bank, credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state authority;

         (uu) None of the Mortgage  Loans are simple  interest  Mortgage  Loans and none of the  Mortgaged
Properties are timeshares;

     (vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.  With respect to each Mortgage Loan which has passed its initial Adjustment Date, Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage
     Note and Mortgage; and

         (ww) Each  Mortgage  Note,  each  Mortgage,  each  Assignment  and any other  documents  required pursuant to this  Agreement  to be delivered to the  Purchaser or its  designee,  or its assignee for each
Mortgage  Loan,  have been,  on or before the related  Closing  Date,  delivered  to the  Purchaser or its designee, or its assignee.

         Section 3.03      Repurchase; Substitution.

         It is understood  and agreed that the  representations  and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage  Loans and delivery of the Mortgage Loan  Documents to the
Purchaser,  or its  designee,  and  shall  inure to the  benefit  of the  Purchaser,  notwithstanding  any restrictive  or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of examination,  of any Mortgage  File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing  representations  and warranties which materially and adversely  affects the value of the Mortgage  Loans or the interest of the  Purchaser in any Mortgage  Loan,  the party  discovering  such breach  shall give  prompt  written  notice to the other.  The  Company  shall have a period of sixty (60)
days from the  earlier of its  discovery  or its  receipt  of notice of any such  breach  within  which to correct or cure such  breach.  The  Company  hereby  covenants  and agrees  that if any such breach is not corrected or cured within such sixty day period,  the Company  shall,  at the  Purchaser's  option and not later than ninety (90) days of its  discovery  or its receipt of notice of such  breach,  repurchase  such
Mortgage Loan at the  Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser's  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall  involve any  representation  or warranty set forth in Section 3.01, and such breach is not cured within sixty (60)
days of the earlier of either  discovery  by or notice to the Company of such breach,  all Mortgage  Loans shall,  at the option of the Purchaser,  be repurchased by the Company at the Repurchase  Price.  Any such repurchase  shall be  accomplished  by wire transfer of  immediately  available  funds to Purchaser in the amount of the Repurchase Price.

         If the Company is required to repurchase  any Mortgage  Loan  pursuant to this Section 3.03,  the
Company may, with the Purchaser's  prior consent and at Purchaser's  sole option,  within ninety (90) days from the related  Closing Date,  remove such defective  Mortgage Loan from the terms of this Agreement and substitute  another  mortgage  loan  for  such  defective  Mortgage  Loan,  in lieu of  repurchasing  such defective  Mortgage  Loan.  Any  substitute  Mortgage  Loan is subject  to  Purchaser  acceptability.  Any substituted  Loans will comply with the  representations  and warranties set forth in this Agreement as of the substitution date

         The Company  shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal  of the removed  Mortgage  Loan  from  this  Agreement  and the  substitution  of such  substitute  Mortgage  Loan therefor.  Upon such  amendment,  the Purchaser shall review the Mortgage File delivered to it relating to the substitute  Mortgage  Loan. In the event of such a  substitution,  accrued  interest on the substitute
Mortgage Loan for the month in which the  substitution  occurs and any Principal  Prepayments made thereon during  such month shall be the  property of the  Purchaser  and  accrued  interest  for such month on the
Mortgage Loan for which the  substitution is made and any Principal  Prepayments  made thereon during such month shall be the property of the Company.  The  principal  payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the  Mortgage  Loan for which the  substitution  is made due on such date shall be the  property of the
Purchaser.

         For any month in which the Company is permitted to  substitute  one or more  substitute  Mortgage
Loans,  the Company will  determine the amount (if any) by which the aggregate  Stated  Principal  Balance
(after  application of the principal  portion of all scheduled  payments due in the month of substitution)
of all the  substitute  Mortgage  Loans in the month of  substitution  is less then the  aggregate  Stated
Principal  Balance (after  application of the principal  portion of the scheduled payment due in the month of  substitution)  of the  such  replaced  Mortgage  Loan.  An  amount  equal  to the  aggregate  of  such deficiencies  described in the  preceding  sentence for any  Remittance  Date shall be deposited  into the
Custodial  Account by the Company on the related  Determination  Date in the month  following the calendar month during which the substitution occurred.

         It is  understood  and agreed that the  obligation  of the Company set forth in this Section 3.03 to cure,  repurchase or substitute for a defective  Mortgage Loan, and to indemnify  Purchaser pursuant to
Section  8.01,  constitute  the sole  remedies  of the  Purchaser  respecting  a breach  of the  foregoing representations  and  warranties.  If the  Company  fails to  repurchase  or  substitute  for a  defective
Mortgage  Loan in  accordance  with this  Section  3.03,  or fails to cure a  defective  Mortgage  Loan to
Purchaser's  reasonable  satisfaction  in accordance  with this Section  3.03,  or to indemnify  Purchaser pursuant to Section 8.01,  that failure  shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this  Agreement as a result  thereof.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this  Agreement for cause,  as set forth in Sections
10.01 and 11.01.

         Any  cause of  action  against  the  Company  relating  to or  arising  out of the  breach of any representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon
(i) the  earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the
Company,  (ii) failure by the Company to cure such breach or  repurchase  such  Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         In the event that any Mortgage Loan is held by a REMIC,  notwithstanding  any contrary  provision of this  Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant to Subsection 3.03 shall be made after the applicable  REMIC's "start up day" (as  defined in Section  860G(a) (9) of the Code),  unless the Company has  obtained an Opinion of
Counsel  to the  effect  that  such  substitution  will  not (i)  result  in the  imposition  of  taxes on
"prohibited  transactions"  of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

         Section 3.04      Representations and Warranties of the Purchaser.

         The  Purchaser  represents,  warrants  and  convenants  to the  Company  that,  as of the related
Closing Date or as of such date specifically provided herein:

(a)      The Purchaser is a corporation,  dully organized  validly existing and in good standing under the laws of the State of Delaware  and is qualified to transact  business  in, is in good  standing  under the laws of, and  possesses  all  licenses  necessary  for the conduct of its business in, each state in which any Mortgaged  Property is located or is otherwise  except or not required under  applicable law to effect such qualification or license;

(b)      The  Purchaser  has full  power and  authority  to hold each  Mortgage  Loan,  to  purchase  each
Mortgage Loan pursuant to this  Agreement and the related Term Sheet and to execute,  deliver and perform, and to enter into and  consummate  all  transactions  contemplated  by this Agreement and the related Term
Sheet and to conduct its business as presently  conducted,  has duly  authorized the  execution,  delivery and  performance  of this  Agreement  and the related Term Sheet,  has duly  executed and  delivered  this
Agreement and the related Term Sheet;

         (c)      None of the  execution and delivery of this  Agreement  and the related Term Sheet,  the purchase  of the  Mortgage  Loans,  the  consummation  of the  transactions  contemplated  hereby,  or the fulfillment  of or compliance  with the terms and  conditions of this Agreement and the related Term Sheet will conflict with any of the terms,  conditions  or provisions of the  Purchaser's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or provisions of any legal  restriction  or any  agreement or  instrument to which the Purchaser is now a party or by which it is bound,  or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule,  regulation,  order, judgment or decree to which the Purchaser or its property is subject;

         (d)      There is no litigation pending or to the best of the Purchaser's  knowledge,  threatened with  respect  to the  Purchaser  which is  reasonably  likely to have a  material  adverse  effect on the purchase of the related Mortgage Loans, the execution,  delivery or  enforceability  of this Agreement and the related Term Sheet, or which is reasonably  likely to have a material  adverse effect on the financial condition of the Purchaser;

         (e)      No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the  Purchaser of or compliance by the
Purchaser  with this  Agreement  and the related Term Sheet,  the  purchase of the  Mortgage  Loans or the consummation  of the  transactions  contemplated  by this  Agreement and the related Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

         (f)      The  consummation  of the  transactions  contemplated  by this Agreement and the related
Term Sheet is in the ordinary course of business of the Purchaser;

         (h)      The  Purchaser  will treat the  purchase  of the  Mortgage  Loans from the  Company as a purchase for reporting, tax and accounting purposes; and

         (i)      The Purchaser  does not believe,  nor does it have any cause or reason to believe,  that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

         The Purchaser shall indemnify the Company and hold it harmless  against any claims,  proceedings, losses, damages,  penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs, judgments,  and other costs and expenses  resulting from a breach by the Purchaser of the  representations and  warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the
Purchaser set forth in this Section 3.04 to indemnify the Seller as provided  herein  constitute  the sole remedies of the Seller respecting a breach of the foregoing representations and warranties.

                                                ARTICLE IV

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01      Company to Act as Servicer.

         The Company,  as independent  contract servicer,  shall service and administer the Mortgage Loans in accordance with this Agreement and the related Term Sheet and with Accepted  Servicing  Practices,  and shall  have full  power  and  authority,  acting  alone,  to do or cause to be done any and all  things in connection  with such servicing and  administration  which the Company may deem necessary or desirable and consistent  with the terms of this  Agreement  and the  related  Term  Sheet and with  Accepted  Servicing
Practices  and  exercise  the same care that it  customarily  employs for its own  account.  Except as set forth in this  Agreement  and the related Term Sheet,  the Company  shall  service the  Mortgage  Loans in strict  compliance  with the servicing  provisions of the Fannie Mae Guides  (special  servicing  option), which  include,  but are not limited to,  provisions  regarding the  liquidation  of Mortgage  Loans,  the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges, the maintenance of hazard  insurance with a Qualified  Insurer,  the  maintenance of mortgage  impairment  insurance,  the maintenance  of  fidelity  bond and  errors and  omissions  insurance,  inspections,  the  restoration  of
Mortgaged Property,  the maintenance of Primary Mortgage Insurance Policies,  insurance claims, the title, management  and  disposition  of REO  Property,  permitted  withdrawals  with  respect  to  REO  Property, liquidation reports,  and reports of foreclosures and abandonments of Mortgaged Property,  the transfer of
Mortgaged  Property,  the release of Mortgage  Files,  annual  statements,  and examination of records and facilities.  In the event of any  conflict,  inconsistency  or  discrepancy  between any of the  servicing provisions  of this  Agreement  and the  related  Term Sheet and any of the  servicing  provisions  of the
Fannie Mae Guides,  the  provisions  of this  Agreement  and the related  Term Sheet shall  control and be binding upon the Purchaser and the Company.

         Consistent  with the terms of this  Agreement and the related Term Sheet,  the Company may waive, modify or vary any term of any  Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any Mortgagor if in the Company's  reasonable and prudent  determination  such waiver,  modification,  postponement or indulgence is not materially  adverse to the Purchaser,  provided, however,  that unless the Company has obtained the prior  written  consent of the  Purchaser,  the Company shall not  permit any  modification  with  respect to any  Mortgage  Loan that would  change the  Mortgage
Interest  Rate,  defer for more than ninety days or forgive any payment of principal  or interest,  reduce or increase the  outstanding  principal  balance  (except for actual  payments of principal) or change the final  maturity date on such Mortgage  Loan. In the event of any such  modification  which has been agreed to in writing by the  Purchaser  and which  permits the deferral of interest or principal  payments on any
Mortgage Loan, the Company shall,  on the Business Day  immediately  preceding the Remittance  Date in any month in which any such  principal  or  interest  payment  has been  deferred,  deposit  in the  Custodial
Account from its own funds,  in accordance  with Section  4.04,  the  difference  between (a) such month's principal and one month's  interest at the Mortgage Loan Remittance Rate on the unpaid  principal  balance of such  Mortgage  Loan and (b) the  amount  paid by the  Mortgagor.  The  Company  shall be  entitled  to reimbursement  for such  advances to the same extent as for all other  advances  pursuant to Section 4.05.
Without  limiting the generality of the foregoing,  the Company shall continue,  and is hereby  authorized and empowered,  to prepare,  execute and deliver,  all instruments of satisfaction or cancellation,  or of partial or full release,  discharge  and all other  comparable  instruments,  with respect to the Mortgage
Loans and with respect to the Mortgaged Properties.  Notwithstanding  anything herein to the contrary, the
Company may not enter into a  forbearance  agreement or similar  arrangement  with respect to any Mortgage
Loan  which runs more than 180 days  after the first  delinquent  Due Date.  Any such  agreement  shall be approved by Purchaser and, if required, by the Primary Mortgage Insurance Policy insurer, if required.

         Notwithstanding  anything to the contrary  contained  in this  Agreement,  the Company  shall not make or permit any  modification,  waiver or amendment  of any term of any Mortgage  Loan that would cause any REMIC created under the trust agreement  pursuant to any  Reconstitution to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

         The  Company  shall not permit the  creation  of any  "interests"  (within the meaning of Section
860G of the Code) in any REMIC.  The Company  shall not enter into any  arrangement  by which a REMIC will receive a fee or other  compensation  for  services  nor permit a REMIC to receive  any income from assets other than "qualified  mortgages" as defined in Section 860G(a)(3) of the Code or "permitted  investments"
as defined in Section 860G(a)(5) of the Code.

         In servicing and  administering  the Mortgage Loans, the Company shall employ Accepted  Servicing
Practices,  giving due consideration to the Purchaser's  reliance on the Company.  Unless a different time period is stated in this  Agreement  or the related  Term Sheet,  Purchaser  shall be deemed to have given consent in connection with a particular matter if Purchaser does not  affirmatively  grant or deny consent within five (5) Business Days from the date Purchaser  receives a second  written  request for consent for such matter from Company as servicer.

         The Mortgage Loans may be  subserviced  by a Subservicer  on behalf of the Company  provided that the  Subservicer  is an entity that engages in the business of servicing  loans,  and in either case shall be authorized to transact  business,  and licensed to service mortgage loans, in the state or states where the  related  Mortgaged  Properties  it is to  service  are  situated,  if and to the extent  required  by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing
Agreement,  and in  either  case  shall  be a FHLMC or  Fannie  Mae  approved  mortgage  servicer  in good standing,  and no event has occurred,  including but not limited to a change in insurance coverage,  which would make it unable to comply with the  eligibility  requirements  for  lenders  imposed by Fannie Mae or for  seller/servicers  imposed by Fannie Mae or FHLMC,  or which would require  notification to Fannie Mae or FHLMC. In addition,  each Subservicer will obtain and preserve its  qualifications  to do business as a foreign  corporation  and its  licenses to service  mortgage  loans,  in each  jurisdiction  in which such qualifications  and/or  licenses are or shall be necessary to protect the validity and  enforceability  of this  Agreement,  or any of the Mortgage  Loans and to perform or cause to be  performed  its duties under the  related  Subservicing  Agreement.  The Company  may  perform  any of its  servicing  responsibilities hereunder or may cause the Subservicer to perform any such servicing  responsibilities  on its behalf, but the use by the  Company of the  Subservicer  shall not release  the  Company  from any of its  obligations hereunder  and  the  Company  shall  remain  responsible  hereunder  for all  acts  and  omissions  of the
Subservicer  as fully as if such acts and omissions  were those of the Company.  The Company shall pay all fees and expenses of the Subservicer  from its own funds, and the  Subservicer's  fee shall not exceed the
Servicing  Fee.  Company  shall  notify  Purchaser  promptly  in  writing  upon  the  appointment  of  any
Subservicer.

         At the cost and expense of the Company,  without any right of  reimbursement  from the  Custodial
Account,  the Company shall be entitled to terminate the rights and  responsibilities  of the  Subservicer and arrange for any  servicing  responsibilities  to be performed by a successor  subservicer  meeting the requirements  in the  preceding  paragraph,  provided,  however,  that nothing  contained  herein shall be deemed to prevent or prohibit the Company,  at the Company's option,  from electing to service the related
Mortgage Loans itself.  In the event that the Company's  responsibilities  and duties under this Agreement are terminated  pursuant to Section 4.13,  8.04, 9.01 or 10.01 and if requested to do so by the Purchaser, the  Company  shall  at its own  cost  and  expense  terminate  the  rights  and  responsibilities  of the
Subservicer  effective  as of the date of  termination  of the  Company.  The Company  shall pay all fees, expenses or penalties  necessary in order to terminate the rights and  responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

         Notwithstanding  any of the provisions of this Agreement  relating to agreements or  arrangements between the Company and the  Subservicer or any reference  herein to actions taken through the Subservicer or  otherwise,  the  Company  shall not be  relieved  of its  obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and  conditions  as if it alone were  servicing  and administering  the  Mortgage  Loans.  The Company  shall be entitled to enter into an  agreement  with the
Subservicer  for  indemnification  of the  Company  by the  Subservicer  and  nothing  contained  in  this
Agreement  shall be deemed to limit or modify such  indemnification.  The Company will  indemnify and hold
Purchaser  harmless  from any loss,  liability  or  expense  arising  out of its use of a  Subservicer  to perform any of its servicing duties, responsibilities and obligations hereunder.

         Any  Subservicing  Agreement  and any other  transactions  or services  relating to the  Mortgage
Loans involving the Subservicer  shall be deemed to be between the Subservicer and Company alone,  and the
Purchaser shall have no obligations,  duties or liabilities  with respect to the Subservicer  including no obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.  For purposes of distributions  and  advances by the Company  pursuant to this  Agreement,  the Company  shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

         Section 4.02      Collection of Mortgage Loan Payments.

         Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall,  to the extent such  procedures  shall be consistent with this Agreement,  Accepted  Servicing  Practices,  and the terms and provisions of any related Primary
Mortgage  Insurance  Policy,  follow such  collection  procedures  as it follows  with respect to mortgage loans  comparable  to the  Mortgage  Loans and held for its own  account.  Further,  the Company will take special care in  ascertaining  and  estimating  annual  escrow  payments,  and all other  charges that, as provided  in the  Mortgage,  will  become  due  and  payable,  so that  the  installments  payable  by the
Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         In no event will the Company  waive its right to any  prepayment  penalty or premium  without the prior written  consent of Purchaser and Company will use diligent  efforts to collect same when due except as otherwise provided in the prepayment penalty provisions provided in the Mortgage Loan Documents.

         Section 4.03      Realization Upon Defaulted Mortgage

         The Company shall use its best efforts,  consistent  with the  procedures  that the Company would use in servicing loans for its own account,  consistent  with Accepted  Servicing  Practices,  any Primary
Mortgage  Insurance  Policies  and the  best  interest  of  Purchaser,  to  foreclose  upon  or  otherwise comparably  convert the  ownership of  properties  securing  such of the  Mortgage  Loans as come into and continue  in  default  and as to  which  no  satisfactory  arrangements  can be  made  for  collection  of delinquent  payments  pursuant to Section 4.01.  Foreclosure or comparable  proceedings shall be initiated within ninety (90) days of default for Mortgaged  Properties for which no  satisfactory  arrangements  can be made for  collection  of  delinquent  payments,  subject to state and federal law and  regulation.  The
Company  shall use its best  efforts to  realize  upon  defaulted  Mortgage  Loans in such  manner as will maximize  the receipt of  principal  and  interest by the  Purchaser,  taking  into  account,  among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions  that, in any case in which a Mortgaged  Property  shall have  suffered  damage,  the  Company  shall not be required to expend its own funds toward the  restoration of such property  unless it shall determine in its discretion
(i) that such  restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the
Purchaser  after  reimbursement  to  itself  for  such  expenses,  and (ii)  that  such  expenses  will be recoverable by the Company through Insurance  Proceeds or Liquidation  Proceeds from the related Mortgaged
Property,  as  contemplated  in Section  4.05.  Company  shall  obtain  prior  approval of Purchaser as to repair or  restoration  expenses in excess of ten thousand  dollars  ($10,000).  The Company  shall notify the Purchaser in writing of the  commencement  of foreclosure  proceedings  and not less than 5 days prior to the acceptance or rejection of any offer of  reinstatement.  The Company shall be  responsible  for all costs and expenses incurred by it in any such proceedings or functions;  provided,  however, that it shall be entitled  to  reimbursement  thereof  from the  related  property,  as  contemplated  in Section  4.05.
Notwithstanding  anything  to  the  contrary  contained  herein,  in  connection  with  a  foreclosure  or acceptance  of a deed in lieu of  foreclosure,  in the event the Company has  reasonable  cause to believe that a  Mortgaged  Property  is  contaminated  by  hazardous  or toxic  substances  or  wastes,  or if the
Purchaser  otherwise requests an environmental  inspection or review of such Mortgaged  Property,  such an inspection  or review is to be  conducted  by a  qualified  inspector  at the  Purchaser's  expense.  Upon completion of the  inspection,  the Company shall promptly  provide the Purchaser with a written report of the environmental  inspection.  After reviewing the environmental  inspection  report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate  the Company as servicer of any Mortgage  Loan which  becomes  ninety
(90) days or  greater  delinquent  in payment  of a  scheduled  Monthly  Payment,  without  payment of any termination fee with respect thereto,  provided that the Company shall on the date said termination  takes effect be  reimbursed  for any  unreimbursed  Monthly  Advances of the  Company's  funds made  pursuant to
Section 5.03 and any  unreimbursed  Servicing  Advances and  Servicing  Fees in each case  relating to the
Mortgage  Loan  underlying  such  delinquent  Mortgage Loan  notwithstanding  anything to the contrary set forth in Section  4.05.  In the event of any such  termination,  the  provisions  of Section  11.01 hereof shall apply to said  termination  and the  transfer of  servicing  responsibilities  with  respect to such delinquent Mortgage Loan to the Purchaser or its designee.

         If a REMIC  election  has been made with  respect to the  arrangement  under  which the  Mortgage
Loans and REO  Property  are held,  the  Company  shall not take any  action,  cause the REMIC to take any action or fail to take (or fail to cause to be taken)  any action  that,  under the REMIC  Provisions,  if taken or not  taken,  as the case may be,  could (i)  endanger  the status of the REMIC as a REMIC or (ii)
result in the  imposition  of a tax upon the REMIC  (including  but not limited to the tax on  "prohibited transactions"  as defined  Section  860G(a)(2) of the Code and the tax on  "contributions"  to a REMIC set forth in Section  860(D) of the Code)  unless  the  Company  has  received  an Opinion of Counsel  (at the expense of the party  seeking to take such  action) to the effect  that the  contemplated  action will not endanger such REMIC status or result in the imposition of any such tax.

         Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan  separate  and apart from any of its own funds and general  assets and shall  establish  and maintain one or more  Custodial  Accounts.  The  Custodial  Account  shall be an Eligible  Account.  Funds shall be deposited in the Custodial  Account  within 48 hours of receipt,  and shall at all times be insured by the
FDIC up to the FDIC  insurance  limits,  or must be invested in Permitted  Investments  for the benefit of the  Purchaser.  Funds  deposited in the  Custodial  Account may be drawn on by the Company in  accordance with Section  4.05.  The creation of any  Custodial  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit B hereto.  The  original  of such letter  agreement  shall be  furnished  to the
Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

         The Company  shall  deposit in the  Custodial  Account on a daily basis,  and retain  therein the following  payments and collections  received or made by it subsequent to the Cut-off Date, or received by it prior to the  Cut-off  Date but  allocable  to a period  subsequent  thereto,  other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

         (i)      all payments on account of principal,  including Principal Prepayments,  on the Mortgage
Loans;

         (ii)     all  payments on account of  interest on the  Mortgage  Loans  adjusted to the  Mortgage
Loan Remittance Rate;

         (iii)    all Liquidation Proceeds;

         (iv)     any  amounts  required  to be  deposited  by the  Company  in  connection  with  any REO
Property  pursuant to Section 4.13 and in  connection  therewith,  the Company shall provide the Purchaser with written detail itemizing all of such amounts;

         (v)      all Insurance  Proceeds  including amounts required to be deposited pursuant to Sections
4.08,  4.10 and 4.11,  other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in  accordance  with Accepted  Servicing
Practices, the Mortgage Loan Documents or applicable law;

         (vi)     all  Condemnation  Proceeds  affecting any Mortgaged  Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

         (vii)    any Monthly Advances;

         (viii)   with  respect to each full or partial  Principal  Prepayment,  any  Prepayment  Interest
Shortfalls,  to the extent of the Company's  aggregate  Servicing Fee received with respect to the related
Prepayment Period;

         (ix)     any  amounts  required  to be  deposited  by the  Company  pursuant  to Section  4.10 in connection with the deductible clause in any blanket hazard insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor; and

         (x)      any amounts  required  to be  deposited  in the  Custodial  Account  pursuant to Section
4.01, 4.13 or 6.02.

                  The foregoing  requirements for deposit in the Custodial Account shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the  foregoing,  payments in the nature of late payment charges and assumption  fees, to the extent  permitted by Section 6.01, need not be deposited  by the  Company  in the  Custodial  Account.  Any  interest  paid  on  funds  deposited  in the
Custodial  Account by the  depository  institution  shall  accrue to the  benefit of the  Company  and the
Company shall be entitled to retain and withdraw such  interest  from the  Custodial  Account  pursuant to
Section  4.05 (iv).  The  Purchaser  shall not be  responsible  for any losses  suffered  with  respect to investment of funds in the Custodial Account.

         Section 4.05      Permitted Withdrawals From the Custodial Account.

         The Company  may,  from time to time,  withdraw  from the  Custodial  Account  for the  following purposes:

         (i)      to make  payments to the  Purchaser  in the amounts  and in the manner  provided  for in
Section 5.01;

         (ii)     to reimburse  itself for Monthly  Advances,  the  Company's  right to  reimburse  itself pursuant to this  subclause  (ii) being  limited to amounts  received on the related  Mortgage  Loan which represent late  collections (net of the related  Servicing Fees) of principal  and/or interest  respecting
(or to amounts  received on the related  Mortgage Loan as a whole if the Monthly  Advance is made due to a shortfall  in a Monthly  Payment  made by a Mortgagor  entitled to relief  under the  Soldiers and Sailors
Civil Relief Act of 1940)  respecting  which any such advance was made, it being  understood  that, in the case of such  reimbursement,  the Company's  right thereto shall be prior to the rights of the  Purchaser, except that,  where the Company is required to repurchase a Mortgage  Loan,  pursuant to Section 3.03, the
Company's  right  to such  reimbursement  shall be  subsequent  to the  payment  to the  Purchaser  of the
Repurchase  Price  pursuant to such  Section and all other  amounts  required to be paid to the  Purchaser with respect to such Mortgage Loan;

         (iii)    to  reimburse  itself for  unreimbursed  Servicing  Advances  and any  unpaid  Servicing
Fees(or REO  administration  fees  described in Section  4.13),  the Company's  right to reimburse  itself pursuant to this  subclause  (iii) with respect to any  Mortgage  Loan being  limited to related  proceeds from Liquidation  Proceeds,  Condemnation  Proceeds and Insurance Proceeds in accordance with the relevant provisions of the Fannie Mae Guides or as otherwise  set forth in this  Agreement;  any recovery  shall be made upon liquidation of the REO Property;

         (iv)     to pay to  itself  as part of its  servicing  compensation  (a) any  interest  earned on funds in the Custodial  Account (all such interest to be withdrawn  monthly not later than each Remittance
Date),  and (b) the  Servicing  Fee from that  portion of any  payment or  recovery  as to  interest  with respect to a particular Mortgage Loan;

         (v)      to pay to itself with respect to each Mortgage Loan that has been  repurchased  pursuant to Section  3.03 all  amounts  received  thereon and not  distributed  as of the date on which the related repurchase price is determined,

         (vi)     to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

         (vii)    to remove funds inadvertently placed in the Custodial Account by the Company;

         (vi)     to clear and terminate the Custodial  Account upon the  termination  of this  Agreement;
and

(vii)    to reimburse itself for Nonrecoverable  Advances to the extent not reimbursed  pursuant to clause
(ii) or clause (iii).

         Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible
Account.  Funds  deposited  in each  Escrow  Account  shall at all times be insured in a manner to provide maximum  insurance  under  the  insurance  limitations  of the  FDIC,  or must be  invested  in  Permitted
Investments.  Funds  deposited  in the Escrow  Account may be drawn on by the Company in  accordance  with
Section  4.07.  The creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The  original of such letter  agreement  shall be  furnished  to the  Purchaser on the
Closing Date, and upon request to any subsequent purchaser.

         The  Company  shall  deposit  in the Escrow  Account or  Accounts  on a daily  basis,  and retain therein:

         (i)      all Escrow  Payments  collected  on account of the  Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

         (ii)     all  Insurance  Proceeds  which are to be  applied to the  restoration  or repair of any
Mortgaged Property; and

         (iii)    all Servicing  Advances for Mortgagors  whose Escrow Payments are  insufficient to cover escrow disbursements.

                  The  Company  shall  make  withdrawals  from the  Escrow  Account  only to  effect  such payments as are required  under this  Agreement,  and for such other  purposes as shall be as set forth or in  accordance  with Section  4.07.  The Company  shall be entitled to retain any  interest  paid on funds deposited  in the Escrow  Account by the  depository  institution  other than  interest on escrowed  funds required by law to be paid to the  Mortgagor  and, to the extent  required by law,  the Company  shall pay interest  on escrowed  funds to the  Mortgagor  notwithstanding  that the Escrow  Account is  non-interest bearing or that interest  paid thereon is  insufficient  for such  purposes.  The  Purchaser  shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

         Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by Company only:

         (i)      to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  Primary
Mortgage  Insurance  Policy  premiums,  if applicable,  fire and hazard  insurance  premiums,  condominium assessments and comparable items;

         (ii)     to  reimburse  Company  for any  Servicing  Advance  made by Company  with  respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage Loan which  represent late payments or collections of Escrow Payments thereunder;

         (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

         (iv)     for transfer to the Custodial Account in accordance with the terms of this Agreement;

         (v)      for application to restoration or repair of the Mortgaged Property;

         (vi)     to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii)    to clear and terminate  the Escrow  Account on the  termination  of this  Agreement.  As part of its  servicing  duties,  the  Company  shall  pay to the  Mortgagors  interest  on funds in Escrow
Account,  to the extent  required by law,  and to the extent that  interest  earned on funds in the Escrow
Account is insufficient,  shall pay such interest from its own funds, without any reimbursement  therefor;
and

         (viii)   to pay to the  Mortgagors or other parties  Insurance  Proceeds  deposited in accordance with Section 4.06.

         Section 4.08      Payment of Taxes, Insurance and Other Charges;  Maintenance of Primary Mortgage
         Insurance Policies; Collections Thereunder.

         With respect to each Mortgage Loan, the Company shall maintain  accurate  records  reflecting the status of ground rents, taxes,  assessments,  water rates and other charges which are or may become a lien upon the  Mortgaged  Property and the status of primary  mortgage  insurance  premiums and fire and hazard insurance  coverage  and shall  obtain,  from time to time,  all bills for the  payment  of such  charges, including  renewal  premiums  and  shall  effect  payment  thereof  prior  to the  applicable  penalty  or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been  estimated and  accumulated by the Company in amounts  sufficient  for such  purposes,  as allowed  under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company shall determine  that any such  payments  are made by the  Mortgagor  at the time they  first  become  due.  The
Company  assumes full  responsibility  for the timely  payment of all such bills and shall  effect  timely payments of all such bills  irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         The Company will maintain in full force and effect Primary  Mortgage  Insurance  Policies  issued by a Qualified  Insurer with respect to each  Mortgage  Loan for which such  coverage is herein  required.
Such  coverage will be terminated  only with the approval of Purchaser,  or as required by applicable  law or regulation.  The Company will not cancel or refuse to renew any Primary  Mortgage  Insurance  Policy in effect  on the  Closing  Date  that  is  required  to be kept in  force  under  this  Agreement  unless  a replacement  Primary  Mortgage  Insurance  Policy for such canceled or nonrenewed  policy is obtained from and  maintained  with a Qualified  Insurer.  The Company  shall not take any action  which would result in non-coverage  under any  applicable  Primary  Mortgage  Insurance  Policy of any loss  which,  but for the actions  of the  Company  would  have been  covered  thereunder.  In  connection  with any  assumption  or substitution  agreement  entered into or to be entered into  pursuant to Section  6.01,  the Company shall promptly  notify the  insurer  under the  related  Primary  Mortgage  Insurance  Policy,  if any,  of such assumption or  substitution  of liability in  accordance  with the terms of such policy and shall take all actions  which may be required by such insurer as a condition to the  continuation  of coverage  under the
Primary Mortgage  Insurance  Policy.  If such Primary Mortgage  Insurance Policy is terminated as a result of such assumption or substitution of liability,  the Company shall obtain a replacement  Primary Mortgage
Insurance Policy as provided above.

         In connection  with its  activities as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the Purchaser,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely  fashion in  accordance  with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such  action  as shall be  necessary  to  permit  recovery  under  any  Primary  Mortgage
Insurance Policy  respecting a defaulted  Mortgage Loan.  Pursuant to Section 4.04, any amounts  collected by the Company under any Primary Mortgage  Insurance  Policy shall be deposited in the Custodial  Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09      Transfer of Accounts.

         The Company may  transfer the  Custodial  Account or the Escrow  Account to a different  Eligible
Account from time to time.  Such transfer shall be made only upon  obtaining the prior written  consent of the Purchaser, which consent will not be unreasonably withheld.

         Section 4.10      Maintenance of Hazard Insurance.

         The Company shall cause to be maintained  for each Mortgage Loan fire and hazard  insurance  with extended  coverage as is  acceptable  to Fannie Mae or FHLMC and customary in the area where the Mortgaged
Property is located in an amount  which is equal to the lesser of (i) the maximum  insurable  value of the improvements  securing such Mortgage Loan or (ii) the greater of (a) the outstanding  principal balance of the Mortgage  Loan,  and (b) an amount such that the proceeds  thereof  shall be sufficient to prevent the
Mortgagor  and/or the mortgagee from becoming a co-insurer.  If required by the Flood Disaster  Protection
Act of 1973,  as amended,  each  Mortgage Loan shall be covered by a flood  insurance  policy  meeting the requirements  of the  current  guidelines  of the  Federal  Insurance  Administration  in  effect  with an insurance  carrier  acceptable to Fannie Mae or FHLMC,  in an amount  representing  coverage not less than the least of (i) the  outstanding  principal  balance of the  Mortgage  Loan,  (ii) the maximum  insurable value of the  improvements  securing such Mortgage Loan or (iii) the maximum amount of insurance  which is available  under the Flood  Disaster  Protection  Act of 1973, as amended.  If at any time during the term of the Mortgage  Loan,  the Company  determines  in  accordance  with  applicable  law and pursuant to the
Fannie Mae Guides that a Mortgaged  Property is located in a special  flood hazard area and is not covered by flood  insurance  or is  covered  in an amount  less than the  amount  required  by the Flood  Disaster
Protection  Act of 1973,  as amended,  the Company shall notify the related  Mortgagor  that the Mortgagor must obtain such flood  insurance  coverage,  and if said  Mortgagor  fails to obtain the  required  flood insurance  coverage within  forty-five (45) days after such  notification,  the Company shall  immediately force place the required flood  insurance on the  Mortgagor's  behalf.  The Company shall also maintain on each REO Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum insurable value of the improvements  which are a part of such property,  and, to the extent required and available  under the Flood Disaster  Protection Act of 1973, as amended,  flood  insurance in an amount as provided  above.  Any amounts  collected by the Company  under any such  policies  other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged
Property or REO Property,  or released to the Mortgagor in accordance with Accepted  Servicing  Practices, shall be deposited  in the  Custodial  Account,  subject to  withdrawal  pursuant to Section  4.05.  It is understood  and  agreed  that no  other  additional  insurance  need be  required  by the  Company  of the
Mortgagor or  maintained  on property  acquired in respect of the Mortgage  Loan,  other than  pursuant to this Agreement,  the Fannie Mae Guides or such  applicable  state or federal laws and regulations as shall at any time be in force  and as shall  require  such  additional  insurance.  All such  policies  shall be endorsed  with  standard  mortgagee  clauses  with loss payable to the Company and its  successors  and/or assigns and shall provide for at least thirty days prior  written  notice of any  cancellation,  reduction in the amount or material  change in coverage to the Company.  The Company  shall not  interfere  with the
Mortgagor's  freedom of choice in selecting  either his  insurance  carrier or agent,  provided,  however, that the  Company  shall not accept any such  insurance  policies  from  insurance  companies  unless such companies are Qualified Insurers.

         Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Company  shall obtain and maintain a blanket  policy  issued by a Qualified
Insurer  insuring  against  hazard  losses on all of the Mortgage  Loans,  then, to the extent such policy provides  coverage  in an amount  equal to the amount  required  pursuant  to Section  4.10 and  otherwise complies with all other  requirements  of Section 4.10, it shall  conclusively be deemed to have satisfied its  obligations  as set forth in  Section  4.10,  it being  understood  and agreed  that such  policy may contain a  deductible  clause,  in which case the  Company  shall,  in the event that there shall not have been maintained on the related  Mortgaged  Property or REO Property a policy  complying with Section 4.10, and there shall have been a loss which would have been  covered by such policy,  deposit in the  Custodial
Account the amount not otherwise  payable under the blanket policy because of such deductible  clause.  In connection  with its  activities  as servicer of the  Mortgage  Loans,  the Company  agrees to prepare and present,  on  behalf of the  Purchaser,  claims  under any such  blanket  policy  in a timely  fashion  in accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company shall cause to be delivered to the  Purchaser a certified  true copy of such policy and shall use its best efforts to obtain a statement  from the insurer  thereunder  that such policy shall in no event be  terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

         Section 4.12      Fidelity Bond, Errors and Omissions Insurance.

         The  Company  shall  maintain,  at its own  expense,  a blanket  fidelity  bond and an errors and omissions insurance policy, with broad coverage with responsible  companies on all officers,  employees or other persons  acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and  papers  relating  to the  Mortgage  Loan.  The  Fidelity  Bond  shall be in the form of the  Mortgage
Banker's Blanket Bond and shall protect and insure the Company against losses,  including forgery,  theft, embezzlement  and fraud of such persons.  The errors and omissions  insurance shall protect and insure the
Company  against  losses  arising out of errors and  omissions and  negligent  acts of such persons.  Such errors and  omissions  insurance  shall also protect and insure the Company  against  losses in connection with the failure to maintain any insurance  policies  required  pursuant to this Agreement and the release or  satisfaction of a Mortgage Loan without having obtained  payment in full of the  indebtedness  secured thereby.  No  provision  of this  Section  4.12  requiring  the  Fidelity  Bond or  errors  and  omissions insurance  shall  diminish  or relieve the Company  from its duties and  obligations  as set forth in this
Agreement.  The minimum  coverage under any such bond and insurance  policy shall be at least equal to the corresponding  amounts  required by Fannie Mae in the Fannie Mae Guides.  Upon  request by the  Purchaser, the  Company  shall  deliver to the  Purchaser  a  certificate  from the surety and the  insurer as to the existence  of the Fidelity  Bond and errors and  omissions  insurance  policy and shall obtain a statement from the  surety  and the  insurer  that  such  Fidelity  Bond or  insurance  policy  shall in no event be terminated or materially  modified  without thirty (30) days' prior written  notice to the Purchaser.  The
Company shall notify the  Purchaser  within five (5) business days of receipt of notice that such Fidelity
Bond or insurance policy will be, or has been,  materially  modified or terminated.  The Purchaser (or any party  having the status of  Purchaser  hereunder)  and any  subsidiary  thereof and their  successors  or assigns  as  their  interests  may  appear  must be  named  as loss  payees  on the  Fidelity  Bond and as additional  insured on the errors and omissions policy.  Upon request by Purchaser,  Company shall provide
Purchaser with an insurance  certificate  certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

         Section 4.13      Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged  Property is acquired in  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate  of sale  shall be  taken in the name of the  Purchaser  or its designee,  or in the event the  Purchaser or its designee is not  authorized or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected  under the
"doing  business" or tax laws of such state by so holding title,  the deed or certificate of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company  from an attorney  duly  licensed  to practice  law in the state where the REO  Property is located.  Any Person or Persons holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The  Company  shall  notify  the  Purchaser  in  accordance  with the  Fannie  Mae Guides of each acquisition  of REO  Property  upon such  acquisition  (and,  in any event,  shall  provide  notice of the consummation  of any foreclosure  sale within three (3) Business Days of the date Company  receives notice of such  consummation),  together  with a copy of the drive by appraisal or brokers  price  opinion of the
Mortgaged  Property  obtained in connection with such  acquisition.  The Purchaser shall thereafter assume the  responsibility  for  marketing  such REO  property  and shall be  disposed  of by the  Purchaser.  No
Servicing  Fee shall be assessed or otherwise  accrue on any REO Property from and after the date on which it becomes an REO Property.

         The Company shall,  either itself or through an agent selected by the Company,  and in accordance with the Fannie Mae Guides  manage,  conserve,  protect and operate  each REO  Property in the same manner that it manages,  conserves,  protects and operates other foreclosed property for its own account,  and in the same manner that  similar  property in the same  locality as the REO  Property is managed,  until such time the REO Property is conveyed to the  Purchaser  for final  disposition.  The Company shall cause each
REO Property to be  inspected  promptly  upon the  acquisition  of title  thereto and shall cause each REO
Property  to  be  inspected  at  least  monthly   thereafter  or  more   frequently  as  required  by  the
circumstances.  The Company shall make or cause to be made a written  report of each such  inspection  and such  reports  shall be retained in the  Mortgage  File.  The Company  shall file all  necessary  mortgage insurance claims.

         Section 4.14      Notification of Maturity Date.

          With respect to each Mortgage  Loan,  the Company shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and
Mortgage regarding the maturity date if required under applicable law.

                                                ARTICLE V

                                        PAYMENTS TO THE PURCHASER

         Section 5.01      Distributions.

         On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser (i) all amounts  credited to the Custodial  Account as of the close of business on the preceding  Determination  Date,  net of charges  against or  withdrawals  from the  Custodial  Account pursuant to Section  4.05,  plus (ii) all Monthly  Advances,  if any,  which the Company is  obligated  to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan  Remittance  Rate on any
Principal  Prepayment  from the date of such Principal  Prepayment  through the end of the month for which disbursement  is made  provided that the  Company's  obligation  as to payment of such  interest  shall be limited  to the  Servicing  Fee  earned  during  the month of the  distribution,  minus  (iv) any  amounts attributable  to Monthly  Payments  collected  but due on a Due Date or Dates  subsequent to the preceding
Determination  Date,  which  amounts  shall be remitted on the  Remittance  Date next  succeeding  the Due
Period for such amounts.  It is  understood  that,  by operation of Section  4.04,  the  remittance on the first  Remittance Date with respect to Mortgage Loans  purchased  pursuant to the related Term Sheet is to include  principal  collected  after the  Cut-off  Date  through  the  preceding  Determination  Date plus interest,  adjusted to the  Mortgage  Loan  Remittance  Rate  collected  through such  Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

         With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the  Purchaser  interest on any such late  payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change,  plus three (3)  percentage  points,  but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the  Business  Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser,  both  inclusive.  The payment by the Company of any such interest shall not be deemed an  extension  of time for  payment or a waiver of any Event of Default by the  Company.  On each Remittance  Date, the Company shall provide a remittance  report detailing all amounts being remitted pursuant to this Section 5.01.

         Section 5.02      Statements to the Purchaser.

         The Company shall  furnish to Purchaser an  individual  loan  accounting  report,  as of the last
Business  Day of each month,  in the  Company's  assigned  loan number  order to  document  Mortgage  Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding individual  loan  accounting  report shall be received by the  Purchaser no later than the fifth  Business
Day of the following  month on a disk or tape or other  computer-readable  format in such format as may be mutually  agreed upon by both  Purchaser  and  Company,  and no later than the fifth  Business  Day of the following month in hard copy, and shall contain the following:

         (i) With respect to each Monthly  Payment,  the amount of such remittance  allocable to principal
(including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment amounts remitted in accordance with Section 4.04);

         (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

         (iii)  the  amount  of  servicing   compensation   received  by  the  Company  during  the  prior
distribution period;

         (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

         (v) the  aggregate  of any  expenses  reimbursed  to the  Company  during the prior  distribution period pursuant to Section 4.05;

         (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a) delinquent
(1) 30 to 59 days,  (2) 60 to 89 days,  (3) 90 days or more;  (b) as to which  foreclosure  has commenced;
and (c) as to which REO Property has been acquired; and

         The Company  shall also  provide a trial  balance,  sorted in  Purchaser's  assigned  loan number order, in the form of Exhibit E hereto, with each such Report.

         The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions  contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the  Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Section 5.03      Monthly Advances by the Company.

         Not later than the close of business on the Business Day  preceding  each  Remittance  Date,  the
Company  shall deposit in the Custodial  Account an amount equal to all payments not  previously  advanced by the Company,  whether or not deferred  pursuant to Section  4.01,  of principal  (due after the Cut-off
Date) and interest not  allocable to the period prior to the Cut-off  Date,  adjusted to the Mortgage Loan
Remittance  Rate,  which  were due on a  Mortgage  Loan and  delinquent  at the close of  business  on the related  Determination  Date;  provided,  however  that the Company  shall not be obligated to advance any shortfall  arising as a result of  application  of the Soldiers' and Sailors'  Civil Relief Act of 1940 to
any Mortgage Loan. .

         The  Company's  obligation  to make such Monthly  Advances as to any Mortgage  Loan will continue through the last  Monthly  Payment due prior to the payment in full of the Mortgage  Loan,  or through the
Remittance Date prior to the date on which the Mortgaged  Property  liquidates  (which is during the same monthly reporting cycle as of foreclosure sale) (including  Insurance Proceeds,  proceeds from the sale of
REO Property or  Condemnation  Proceeds)  with respect to the Mortgage  Loan unless the Company deems such advance to be a  Nonrecoverable  Advance.  In such event,  the Company  shall  deliver to the Purchaser an
Officer's  Certificate  of the  Company to the effect  that an officer of the  Company  has  reviewed  the related  Mortgage  File  and has made the  reasonable  determination  that  any  additional  advances  are nonrecoverable.

         Section 5.04      Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company  shall  submit to the  Purchaser a  liquidation report with respect to such  Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.
The Company  shall also  provide  reports on the status of REO Property  containing  such  information  as
Purchaser may reasonably require.

         Section 5.05      Prepayment Interest Shortfalls.

         Not later than the close of business on the Business Day preceding  each  Remittance  Date in the month  following the related  Prepayment  Period,  the Company  shall deposit in the Custodial  Account an amount equal to any Prepayment  Interest  Shortfalls with respect to such Prepayment Period,  which in the aggregate  shall not exceed the  Company's  aggregate  Servicing  Fee received with respect to the related
Due Period.

                                                ARTICLE VI

                                       GENERAL SERVICING PROCEDURES

         Section 6.01      Assumption Agreements.

         The Company will, to the extent it has knowledge of any conveyance or  prospective  conveyance by any  Mortgagor of the  Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether  or not the  Mortgagor  remains  or is to  remain  liable  under  the  Mortgage  Note  and/or  the
Mortgage),  exercise its rights to accelerate  the maturity of such Mortgage Loan under any  "due-on-sale"
clause to the extent  permitted by law;  provided,  however,  that the Company shall not exercise any such rights if  prohibited  by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights  would  impair or threaten to impair any  recovery  under the related  Primary  Mortgage  Insurance
Policy,  if any. If the Company  reasonably  believes it is unable  under  applicable  law to enforce such
"due-on-sale"  clause,  the Company,  with the approval of the  Purchaser,  will enter into an  assumption agreement  with  the  person  to whom the  Mortgaged  Property  has been  conveyed  or is  proposed  to be conveyed,  pursuant  to which such  person  becomes  liable  under the  Mortgage  Note and,  to the extent permitted by applicable  state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed pursuant to this  Section  6.01,  the Company,  with the prior  consent of the  Purchaser  and the primary mortgage  insurer,  if any, is authorized to enter into a  substitution  of liability  agreement  with the person to whom the Mortgaged  Property has been  conveyed or is proposed to be conveyed  pursuant to which the  original  mortgagor is released  from  liability  and such Person is  substituted  as  mortgagor  and becomes liable under the related  Mortgage Note. Any such  substitution  of liability  agreement  shall be in lieu of an assumption agreement.

         In connection with any such  assumption or  substitution  of liability,  the Company shall follow the  underwriting  practices and procedures of the Company.  With respect to an assumption or substitution of liability,  the Mortgage  Interest Rate borne by the related  Mortgage  Note, the amount of the Monthly
Payment and the maturity  date may not be changed  (except  pursuant to the terms of the  Mortgage  Note).
If the  credit  of the  proposed  transferee  does  not  meet  such  underwriting  criteria,  the  Company diligently  shall,  to the extent  permitted by the Mortgage or the Mortgage Note and by  applicable  law, accelerate  the maturity of the  Mortgage  Loan.  The Company  shall  notify the  Purchaser  that any such substitution  of liability or assumption  agreement has been  completed by forwarding to the Purchaser the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related Mortgage File and shall,  for all purposes,  be considered a part of such Mortgage File to the same extent as all other  documents and  instruments  constituting  a part thereof.  All fees collected by the Company for entering into an assumption or  substitution  of liability  agreement  shall belong to the
Company.

         Notwithstanding  the  foregoing  paragraphs  of  this  Section  or any  other  provision  of this
Agreement,  the  Company  shall not be  deemed to be in  default,  breach  or any other  violation  of its obligations  hereunder  by  reason  of any  assumption  of a  Mortgage  Loan  by  operation  of law or any assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term  "assumption"  is deemed to also include a sale of the Mortgaged
Property  subject to the Mortgage that is not  accompanied by an assumption or  substitution  of liability agreement.

         Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification that  payment  in full  will be  escrowed  in a manner  customary  for such  purposes,  the  Company  will immediately  notify the Purchaser by a  certification,  which  certification  shall include a statement to the effect  that all  amounts  received  or to be  received  in  connection  with such  payment  which are required  to be  deposited  in the  Custodial  Account  pursuant  to Section  4.04 have been or will be so deposited,  of a Servicing  Officer and shall  request  delivery to it of the portion of the Mortgage File held by the  Purchaser.  The  Purchaser  shall no later  than five  Business  Days  after  receipt of such certification  and request,  release or cause to be released to the  Company,  the related  Mortgage  Loan
Documents and, upon its receipt of such documents,  the Company shall promptly  prepare and deliver to the
Purchaser  the  requisite  satisfaction  or release.  No later than five (5) Business  Days  following its receipt of such  satisfaction or release,  the Purchaser shall deliver,  or cause to be delivered,  to the
Company the release or satisfaction  properly  executed by the owner of record of the applicable  mortgage or its duly  appointed  attorney  in fact.  No expense  incurred  in  connection  with any  instrument  of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the Company  satisfies or releases a Mortgage  without  having  obtained  payment in full of the  indebtedness  secured  by the  Mortgage  or  should  it  otherwise  prejudice  any  right the
Purchaser may have under the mortgage  instruments,  the Company,  upon written demand, shall remit within two (2) Business Days to the  Purchaser the then  outstanding  principal  balance of the related  Mortgage
Loan by deposit  thereof in the  Custodial  Account.  The Company  shall  maintain the  Fidelity  Bond and errors and omissions  insurance  insuring the Company  against any loss it may sustain with respect to any
Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate  for the servicing or  foreclosure  of the Mortgage  Loan,  including for the purpose of collection  under any Primary Mortgage  Insurance  Policy,  the Purchaser  shall,  upon request of the  Company  and  delivery  to the  Purchaser  of a  servicing  receipt  signed by a Servicing
Officer,  release the portion of the Mortgage  File held by the Purchaser to the Company.  Such  servicing receipt shall  obligate the Company to return the related  Mortgage  documents to the  Purchaser  when the need  therefor by the Company no longer  exists,  unless the  Mortgage  Loan has been  liquidated  and the
Liquidation  Proceeds  relating to the Mortgage Loan have been  deposited in the Custodial  Account or the
Mortgage File or such document has been  delivered to an attorney,  or to a public trustee or other public official as required by law,  for purposes of  initiating  or pursuing  legal action or other  proceedings for the foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the Company has delivered to the Purchaser a certificate of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document  was  delivered  and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing  Officer  stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

         Section 6.03      Servicing Compensation.

         As compensation  for its services  hereunder,  the Company shall be entitled to withdraw from the
Custodial Account (to the extent of interest  payments  collected on the Mortgage Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing
Fee, subject to payment of compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii).  Additional  servicing  compensation  in the form of  assumption  fees, as provided in Section 6.01,  and late payment  charges or otherwise  shall be retained by the Company to the extent not  required to be  deposited  in the  Custodial  Account.  No  Servicing  Fee shall be payable in connection with partial Monthly  Payments.  The Company shall be required to pay all expenses  incurred by it in  connection  with its  servicing  activities  hereunder  and shall not be entitled to  reimbursement therefor except as specifically provided for.

         Section 6.04      Annual Statement as to Compliance.

         The  Company  will  deliver to the  Purchaser  not later than 90 days  following  the end of each fiscal  year of the  Company  beginning  in March  2004,  an  Officers'  Certificate  stating,  as to each signatory  thereof,  that (i) a review of the activities of the Company during the preceding calendar year and of performance  under this Agreement has been made under such officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review, the Company has fulfilled all of its obligations under this  Agreement  throughout  such year,  or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default  known to such officers and the nature and status of cure provisions  thereof.  Copies of such  statement  shall be provided by the  Company to the  Purchaser  upon request.

         Section 6.05      Annual Independent Certified Public Accountants' Servicing Report.

         Within  ninety (90) days of Company's  fiscal year end  beginning  in March 2004,  the Company at its  expense  shall  cause a firm of  independent  public  accountants  which is a member of the  American
Institute  of Certified  Public  Accountants  to furnish a statement  to the  Purchaser to the effect that such firm has examined  certain  documents  and records  relating to the  Company's  servicing of mortgage loans of the same type as the Mortgage Loans  pursuant to servicing  agreements  substantially  similar to this  Agreement,  which  agreements  may  include  this  Agreement,  and  that,  on the  basis  of such an examination,  conducted  substantially in the uniform single audit program for mortgage bankers, such firm is of the opinion that the  Company's  servicing  has been  conducted in  compliance  with the  agreements examined  pursuant to this Section 6.05,  except for (i) such  exceptions as such firm shall believe to be immaterial,  and (ii)  such  other  exceptions  as shall be set  forth in such  statement.  Copies of such statement  shall be provided by the Company to the  Purchaser.  In addition,  on an annual basis,  Company shall provided Purchaser with copies of its audited financial statements.

         Section 6.06      Purchaser's Right to Examine Company Records.

         The Purchaser  shall have the right to examine and audit upon  reasonable  notice to the Company, during business hours or at such other times as might be reasonable  under applicable  circumstances,  any and all of the books,  records,  documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise,  which relates to the  performance or observance by the Company of the terms, covenants or conditions of this Agreement.

         The Company shall provide to the Purchaser and any supervisory  agents or examiners  representing a state or federal  governmental agency having jurisdiction over the Purchaser,  including but not limited to OTS, FDIC and other similar entities,  access to any documentation  regarding the Mortgage Loans in the possession  of the Company  which may be  required by any  applicable  regulations.  Such access  shall be afforded without charge, upon reasonable  request,  during normal business hours and at the offices of the
Company,  and in accordance  with the FDIC,  OTS, or any other similar  federal or state  regulations,  as applicable.

                                               ARTICLE VII

                                    REPORTS TO BE PREPARED BY SERVICER

         Section 7.01      Company Shall Provide Information as Reasonably Required.

         The Company shall  furnish to the Purchaser  during the term of this  Agreement,  such  periodic, special or other reports,  information or  documentation,  whether or not provided for herein, as shall be necessary,  reasonable  or  appropriate  in  respect  to the  Purchaser,  or  otherwise  in respect to the
Mortgage  Loans  and  the  performance  of the  Company  under  this  Agreement,  including  any  reports,
information  or  documentation   reasonably  required  to  comply  with  any  regulations   regarding  any
supervisory  agents or examiners of the  Purchaser  all such reports or  information  to be as provided by and in accordance  with such  applicable  instructions  and  directions  as the  Purchaser may  reasonably request in  relation  to this  Agreement  or the  performance  of the Company  under this  Agreement.  The
Company  agrees to execute  and deliver all such  instruments  and take all such action as the  Purchaser, from time to time,  may  reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

         In  connection  with  marketing  the  Mortgage  Loans,  the  Purchaser  may make  available  to a prospective  purchaser  audited  financial  statements of the Company for the most recently  completed two
(2)  fiscal  years for which  such  statements  are  available,  as well as a  Consolidated  Statement  of
Condition  at the  end of the  last  two  (2)  fiscal  years  covered  by any  Consolidated  Statement  of
Operations.  If it has not already  done so, the Company  shall  furnish  promptly to the  Purchaser  or a prospective purchaser copies of the statements specified above.

         The Company  shall make  reasonably  available to the  Purchaser or any  prospective  Purchaser a knowledgeable  financial or  accounting  officer for the purpose of answering  questions and to permit any prospective  purchaser to inspect the Company's  servicing  facilities for the purpose of satisfying  such prospective  purchaser  that the Company has the ability to service the Mortgage Loans as provided in this
Agreement.

                                               ARTICLE VIII

                                               THE SERVICER

         Section 8.01      Indemnification; Third Party Claims.

         The Company  agrees to indemnify the  Purchaser and hold it harmless  against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants,  and agreements to service the Mortgage Loans in strict  compliance  with the terms of this  Agreement.  The Company  agrees to indemnify  the Purchaser and hold it harmless against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs, fees and expenses that the Purchaser may sustain in any way from any claim,  demand,  defense or assertion based on or grounded upon, or resulting from any assertion  based  on,  grounded  upon  or  resulting  from  a  breach  or  alleged  breach  of  any of the representation  or  warranty  set forth in Sections  3.01 or 3.02 of this  Agreement.  The  Company  shall immediately  notify the  Purchaser  if a claim is made by a third party  against  Company  with respect to this Agreement or the Mortgage  Loans,  assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees, whether or not such claim is settled  prior to judgment,  and promptly  pay,  discharge and satisfy any judgment or decree which may be entered  against it or the  Purchaser  in respect of such  claim.  The  Company  shall  follow any written instructions  received from the  Purchaser in connection  with such claim.  The Purchaser  shall  promptly reimburse the Company for all amounts  advanced by it pursuant to the two preceding  sentences except when the claim  relates  to the  failure of the  Company to service  and  administer  the  Mortgages  in strict compliance  with the terms of this  Agreement,  the  breach of  representation  or  warranty  set forth in
Sections 3.01 or 3.02, or the negligence,  bad faith or willful  misconduct of Company.  The provisions of this Section 8.01 shall survive termination of this Agreement.

         Section 8.02      Merger or Consolidation of the Company.

         The Company  will keep in full  effect its  existence,  rights and  franchises  as a  corporation under  the laws of the  state of its  incorporation  except  as  permitted  herein,  and will  obtain  and preserve its  qualification  to do business as a foreign  corporation in each  jurisdiction  in which such qualification is or shall be necessary to protect the validity and  enforceability  of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or  consolidated,  or any  corporation  resulting from any  merger,  conversion  or  consolidation  to which the  Company  shall be a party,  or any  Person succeeding  to the  business  of the  Company  whether  or not  related  to loan  servicing,  shall be the successor  of the Company  hereunder,  without the  execution or filing of any paper or any further act on the  part of any of the  parties  hereto,  anything  herein  to the  contrary  notwithstanding;  provided, however,  that the successor or surviving  Person shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the  deposits  of which are insured by the FDIC,  SAIF  and/or BIF,  and which is a HUD-approved  mortgagee  whose primary  business is in origination  and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

         Section 8.03      Limitation on Liability of the Company and Others.

         Neither the Company nor any of the  officers,  employees or agents of the Company  shall be under any  liability to the Purchaser  for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment made in good faith;  provided,  however, that this  provision  shall not protect the Company or any such person against any breach of warranties or representations  made  herein,  or  failure to  perform  its  obligations  in strict  compliance  with any standard  of care set forth in this  Agreement,  or any  liability  which  would  otherwise  be imposed by reason of negligence,  bad faith or willful misconduct,  or any breach of the terms and conditions of this
Agreement.  The  Company and any  officer,  employee or agent of the Company may rely in good faith on any document of any kind prima facie properly  executed and submitted by the Purchaser  respecting any matters arising  hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental to its duties to service the Mortgage  Loans in accordance  with this
Agreement  and which in its  reasonable  opinion may involve it in any  expenses or  liability;  provided, however,  that the Company may, with the consent of the Purchaser,  undertake any such action which it may deem  necessary  or  desirable  in respect  to this  Agreement  and the  rights and duties of the  parties hereto.  In such  event,  the  reasonable  legal  expenses  and  costs of such  action  and any  liability resulting  therefrom shall be expenses,  costs and liabilities for which the Purchaser will be liable, and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 8.04      Company Not to Assign or Resign.

         The Company  shall not assign this  Agreement or resign from the  obligations  and duties  hereby imposed on it except by mutual  consent of the Company and the  Purchaser or upon the  determination  that its duties hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.  Any such  determination  permitting the  resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered  to the  Purchaser  which  Opinion of Counsel  shall be in form and  substance  acceptable to the  Purchaser.  No such  resignation  shall become  effective  until a successor  shall have  assumed the  Company's  responsibilities  and  obligations  hereunder in the manner provided in Section 11.01.

         Section 8.05      No Transfer of Servicing.

         With  respect to the  retention  of the  Company to service the  Mortgage  Loans  hereunder,  the
Company  acknowledges that the Purchaser has acted in reliance upon the Company's  independent status, the adequacy of its servicing facilities, plan, personnel,  records and procedures, its integrity,  reputation and financial  standing and the  continuance  thereof.  Without in any way limiting the generality of this
Section,  the Company  shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior written  approval of the Purchaser,  which consent shall be granted or withheld in the Purchaser's sole discretion.

         Without in any way limiting the  generality  of this Section  8.05, in the event that the Company either shall  assign this  Agreement or the  servicing  responsibilities  hereunder or delegate its duties hereunder or any portion  thereof  without (i)  satisfying the  requirements  set forth herein or (ii) the prior  written  consent  of the  Purchaser,  then the  Purchaser  shall have the right to  terminate  this
Agreement,  without any payment of any penalty or damages  and  without any  liability  whatsoever  to the
Company  (other than with respect to accrued but unpaid  Servicing Fees and Servicing  Advances  remaining unpaid) or any third party.

                                                ARTICLE IX

                                                 DEFAULT

         Section 9.01      Events of Default.

         In case one or more of the  following  Events  of  Default  by the  Company  shall  occur  and be continuing, that is to say:

         (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

         (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which continues  unremedied  for a period of thirty  (30) days  after the date on which  written  notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

         (iii) a decree or order of a court or agency or supervisory  authority  having  jurisdiction  for the  appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment of debt,  marshalling  of  assets  and  liabilities  or  similar  proceedings,  or for the  winding-up  or liquidation  of its affairs,  shall have been  entered  against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (iv) the Company shall  consent to the  appointment  of a  conservator  or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or  substantially  all of its property;
or

         (v) the Company  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or  reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi)  Company  ceases to be approved by either  Fannie Mae or FHLMC as a mortgage  loan seller or servicer for more than thirty days; or

         (vii) the  Company  attempts  to assign  its right to  servicing  compensation  hereunder  or the
Company  attempts,  without  the  consent  of the  Purchaser,  to  sell  or  otherwise  dispose  of all or
substantially   all  of  its  property  or  assets  or  to  assign  this   Agreement   or  the   servicing
responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

         (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage  loans in any  jurisdiction  in which a Mortgaged  Property is located and such  licensing is  required,  and (b)
qualified to transact  business in any  jurisdiction  where it is currently so qualified,  but only to the extent such  non-qualification  materially  and  adversely  affects the  Company's  ability to perform its obligations hereunder; or

         (ix) the  Company  fails to meet the  eligibility  criteria  set  forth in the last  sentence  of
Section 8.02.

         Then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  the Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default under clauses (iii),  (iv) or (v) above, in which case,  automatically and without notice) Company may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and  specific  performance,  terminate  all  the  rights  and obligations  of the  Company  under  this  Agreement  and in and to the  Mortgage  Loans and the  proceeds thereof  without  compensating  the Company  for the same.  On or after the receipt by the Company of such written  notice (or, in the case of an Event of Default under clauses (iii),  (iv) or (v) above,  in which case,  automatically  and without  notice),  all authority and power of the Company under this  Agreement, whether with  respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the  successor appointed  pursuant  to Section  11.01.  Upon  written  request  from the  Purchaser,  the  Company  shall prepare,  execute and deliver,  any and all documents  and other  instruments,  place in such  successor's possession all Mortgage Files,  and do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or assignment of the Mortgage Loans and related documents,  or otherwise,  at the Company's sole expense. The
Company  agrees to cooperate  with the Purchaser and such  successor in effecting the  termination  of the
Company's  responsibilities  and rights hereunder,  including,  without  limitation,  the transfer to such successor  for  administration  by it of all cash  amounts  which  shall at the  time be  credited  by the
Company to the Custodial  Account or Escrow  Account or  thereafter  received with respect to the Mortgage
Loans or any REO Property.

         Section 9.02      Waiver of Defaults.

         The Purchaser may waive only by written  notice any default by the Company in the  performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past  default,  such default shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                ARTICLE X

                                               TERMINATION

         Section 10.01     Termination.

         The respective  obligations  and  responsibilities  of the Company shall  terminate upon: (i) the later of the final  payment  or other  liquidation  (or any  advance  with  respect  thereto)  of the last
Mortgage  Loan and the  disposition  of all  remaining  REO Property and the  remittance  of all funds due hereunder;  or (ii) by mutual  consent of the Company and the Purchaser in writing;  or (iii)  termination with cause under the terms of this Agreement.

                                                ARTICLE XI

                                         MISCELLANEOUS PROVISIONS

         Section 11.01     Successor to the Company.

         Prior to termination of Company's  responsibilities  and duties under this Agreement  pursuant to
Sections 4.13,  8.04,  9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the
Company's  responsibilities,  rights,  duties and  obligations  under this  Agreement,  or (ii)  appoint a successor  having the  characteristics  set forth in Section  8.02 hereof and which  shall  succeed to all rights  and  assume  all of the  responsibilities,  duties  and  liabilities  of the  Company  under  this
Agreement  prior to the  termination  of Company's  responsibilities,  duties and  liabilities  under this
Agreement.  In connection with such appointment and assumption,  the Purchaser may make such  arrangements for the  compensation  of such  successor  out of  payments on Mortgage  Loans as the  Purchaser  and such successor  shall agree. In the event that the Company's  duties,  responsibilities  and liabilities  under this Agreement should be terminated pursuant to the aforementioned  Sections,  the Company shall discharge such  duties  and  responsibilities  during  the  period  from  the  date it  acquires  knowledge  of such termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated  to exercise  under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice  the rights or  financial  condition of its  successor.  The  resignation  or removal of Company pursuant to the  aforementioned  Sections shall not become  effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the  representations  and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and the remedies  available to the Purchaser  thereunder and under Section 8.01, it being  understood and agreed that the provisions of such Sections 3.01,  3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such  resignation  or termination of the
Company, or the termination of this Agreement.

         Any  successor  appointed  as  provided  herein  shall  execute,  acknowledge  and deliver to the
Company and to the Purchaser an instrument  accepting such  appointment,  whereupon  such successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination or resignation of the Company or this Agreement  pursuant to Section 4.13,  8.04,  9.01 or 10.01 shall not affect any claims that the  Purchaser may have against the Company  arising prior to any such  termination or resignation.

         The Company shall  promptly  deliver to the successor the funds in the Custodial  Account and the
Escrow  Account and the Mortgage Files and related  documents and statements  held by it hereunder and the
Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other  things all as may  reasonably  be  required  to more fully and  definitely  vest and confirm in the successor  all  such  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of  the
Company.  The successor shall make  arrangements  as it may deem  appropriate to reimburse the Company for unrecovered  Servicing  Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

         Upon a  successor's  acceptance  of  appointment  as such,  the Company  shall notify by mail the
Purchaser of such appointment.

         Section 11.02     Amendment.

         This  Agreement  may be amended  from time to time by the  Company and the  Purchaser  by written agreement signed by the Company and the Purchaser.

         Section 11.03     Recordation of Agreement.

         To the extent  permitted by  applicable  law,  this  Agreement is subject to  recordation  in all
appropriate   public  offices  for  real  property  records  in  all  the  counties  or  other  comparable jurisdictions  in which any of the  properties  subject to the Mortgages  are  situated,  and in any other appropriate  public recording  office or elsewhere,  such recordation to be effected by the Company at the
Company's  expense on direction of the Purchaser  accompanied  by an opinion of counsel to the effect that such  recordation  materially and  beneficially  affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

         Section 11.04     Governing Law.

         This  Agreement and the related Term Sheet shall be governed by and construed in accordance  with the laws of the State of New York  except  to the  extent  preempted  by  Federal  law.  The  obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05     Notices.

         Any  demands,  notices  or other  communications  permitted  or  required  hereunder  shall be in writing  and shall be deemed  conclusively  to have been  given if  personally  delivered  at or mailed by registered  mail,  postage  prepaid,  and return  receipt  requested or  certified  mail,  return  receipt requested,  or  transmitted by telex,  telegraph or telecopier and confirmed by a similar mailed  writing, as follows:

         (i)      if to the Company:

                  First Horizon Home Loan Corporation
                  4000 Horizon Way
                  Irving, Texas 75063
                  Attention: Capital Markets Department
                  Telecopier No.:  [___________]

                  First Tennessee Mortgage Services, Inc.
                  4000 Horizon Way
                  Irving, Texas 75063
                  Attention: Capital Markets Department
                  Telecopier No.:  [___________]

         (ii)     if to the Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II,
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ms. Ralene Ruyle
                  Telecopier No.:  (972) 444-2810

                  With a copy to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention:  Mary Haggerty

or such other  address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or  communication  hereunder  shall be deemed to have been  received  on the date  delivered  to or received at the premises of the addressee (as evidenced,  in the case of registered or certified  mail, by the date noted on the return receipt).

         Section 11.06     Severability of Provisions.

         Any part,  provision,  representation  or warranty of this  Agreement  and the related Term Sheet which is prohibited or which is held to be void or  unenforceable  shall be  ineffective  to the extent of such prohibition or  unenforceability  without  invalidating the remaining  provisions  hereof.  Any part, provision,  representation  or warranty of this Agreement which is prohibited or  unenforceable or is held to be void or unenforceable  in any jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating the remaining provisions hereof, and any  such  prohibition  or  unenforceability  in  any  jurisdiction  as to any  Mortgage  Loan  shall  not invalidate or render  unenforceable such provision in any other  jurisdiction.  To the extent permitted by applicable  law,  the  parties  hereto  waive any  provision  of law that  prohibits  or  renders  void or unenforceable  any  provision  hereof.  If  the  invalidity  of any  part,  provision,  representation  or warranty of this  Agreement  shall deprive any party of the economic  benefit  intended to be conferred by this  Agreement,  the parties shall  negotiate,  in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic  effect of this  Agreement  without regard to such invalidity.

         Section 11.07     Exhibits.

         The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part  hereof  and are an integral part of this Agreement.

         Section 11.08     General Interpretive Principles.

         For  purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

         (i)      the  terms  defined  in  this  Agreement  have  the  meanings  assigned  to them in this
Agreement  and  include  the plural as well as the  singular,  and the use of any gender  herein  shall be deemed to include the other gender;

         (ii)     accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

         (iii)    references  herein to  "Articles",  "Sections",  Subsections",  "Paragraphs",  and other subdivisions  without  reference  to  a  document  are  to  designated  Articles,  Sections,  Subsections,
Paragraphs and other subdivisions of this Agreement;

         (iv)     a reference to a  Subsection  without  further  reference to a Section is a reference to such  Subsection  as  contained in the same Section in which the  reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

         (v)      the words  "herein",  "hereof ",  "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (vi)     the  term  "include"  or  "including"  shall  mean  without   limitation  by  reason  of
enumeration; and

         (viii)   headings of the Articles  and  Sections in this  Agreement  are for  reference  purposes only and shall not be deemed to have any substantive effect.

         Section 11.09     Reproduction of Documents.

         This Agreement and all documents relating thereto,  including,  without limitation, (i) consents, waivers and  modifications  which may hereafter be executed,  (ii) documents  received by any party at the closing,  and (iii)  financial  statements,  certificates  and other  information  previously or hereafter
furnished,  may  be  reproduced  by  any  photographic,   photostatic,  microfilm,  micro-card,  miniature
photographic or other similar process.  The parties agree that any such  reproduction  shall be admissible in evidence  as the  original  itself in any  judicial or  administrative  proceeding,  whether or not the original is in existence and whether or not such  reproduction  was made by a party in the regular  course of business,  and that any  enlargement,  facsimile or further  reproduction  of such  reproduction  shall likewise be admissible in evidence.

         Section 11.10     Confidentiality of Information.

         Each  party  recognizes  that,  in  connection  with  this  Agreement,  it may  become  privy  to non-public  information  regarding the financial  condition,  operations and prospects of the other party.
Each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential, and to use all such  information  solely in order to  effectuate  the purpose of the  Agreement,  provided that each party may provide  confidential  information to its employees,  agents and affiliates who have a need to know  such  information  in order to  effectuate  the  transaction,  provided  further  that  such information is identified as confidential non-public information.  In addition,  confidential  information may  be  provided  to a  regulatory  authority  with  supervisory  power  over  Purchaser,  provided  such information is identified as confidential non-public information.

         Notwithstanding  other  provisions  of  this  Section  16.14  or any  other  express  or  implied agreement,  arrangement,  or  understanding  to the contrary,  the Company and Purchaser  (the  "Parties")
agree that the Parties (and their  employees,  representatives  and other  agents) may disclose to any and all persons,  without  limitation  of any kind from the  commencement  of  discussions,  the  purported or claimed U.S.  federal income tax treatment of the purchase of the Mortgage Loans and related  transactions covered by this letter  agreement  ("tax  treatment")  and any fact that may be relevant to  understanding the tax  treatment  ("tax  structure")  and all  materials  of any kind  (including  opinions or other tax analyses)  that are  provided to the Parties  relating to such tax  treatment  and tax  structure,  except where confidentiality is reasonably necessary to comply with securities laws.

         Section 11.11     Recordation of Assignments of Mortgage.

         To the extent  permitted by applicable  law, each of the Assignments is subject to recordation in all  appropriate  public  offices  for real  property  records  in all the  counties  or other  comparable jurisdictions in which any or all of the Mortgaged  Properties are situated,  and in any other appropriate public recording office or elsewhere,  such recordation to be effected by and at the Company's  expense in the event  recordation is either  necessary under applicable law or requested by the Purchaser at its sole option.

         Section 11.12     Assignment.

     The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage
     Loans.  In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Company, which consent shall not be unreasonably denied.  All references to the
     Purchaser in this Agreement shall be deemed to include its assignee or designee.  The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this
     Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

         Section 11.13     No Partnership.

         Nothing  herein  contained  shall be deemed or  construed  to  create a  co-partnership  or joint venture  between the parties  hereto and the services of the Company  shall be rendered as an  independent contractor and not as agent for Purchaser.

         Section 11.14     Execution: Successors and Assigns.

         This Agreement may be executed in one or more  counterparts  and by the different  parties hereto on  separate  counterparts,  each of which,  when so  executed,  shall be deemed to be an  original;  such counterparts,  together,  shall  constitute one and the same  agreement.  Subject to this Agreement  shall inure  to the  benefit  of and be  binding  upon  the  Company  and the  Purchaser  and  their  respective successors and assigns.

         Section 11.15     Entire Agreement.

         The  Company  acknowledges  that no  representations,  agreements  or  promises  were made to the
Company  by the  Purchaser  or any of its  employees  other  than  those  representations,  agreements  or promises  specifically  contained herein and in the Confirmation.  The Confirmation and this Agreement and the  related  Term Sheet sets  forth the  entire  understanding  between  the  parties  hereto;  provided, however,  only this  Agreement  and the related  Term Sheet shall be binding upon all  successors  of both parties.  In the event of any  inconsistency  between the Confirmation and this Agreement,  this Agreement and the related Term Sheet shall control.

         Section 11.16.  No Solicitation.

         From and after the Closing  Date,  the Company  agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates,  to personally,  by telephone or mail, solicit the borrower or obligor  under any Mortgage  Loan to refinance  the Mortgage  Loan, in whole or in part,  without  the  prior  written  consent  of  the  Purchaser.  Notwithstanding  the  foregoing,  it is understood  and agreed  that (i)  promotions  undertaken  by the Company or any  affiliate  of the Company which are directed to the general  public at large,  or segments  thereof,  provided that no segment shall
consist  primarily  of  the  Mortgage  Loans,  including,   without  limitation,  mass  mailing  based  on
commercially  acquired mailing lists,  newspaper,  radio and television  advertisements and (ii) responses to  unsolicited  requests  or  inquiries  made by a  Mortgagor  or an  agent  of a  Mortgagor,  shall  not constitute  solicitation  under this Section  11.16.  This  Section  11.16 shall not be deemed to preclude the Company or any of its affiliates  from  soliciting any Mortgagor for any other  financial  products or services.  The  Company  shall use its best  efforts to prevent the sale of the name of any  Mortgagor  to any Person who is not affiliate of the Company.

         Section 11.17.  Closing.

         The  closing  for the  purchase  and sale of the  Mortgage  Loans shall take place on the related
Closing  Date.  The closing  shall be either:  by  telephone,  confirmed  by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

         The closing for the Mortgage  Loans to be purchased on the related  Closing Date shall be subject to each of the following conditions:

         (a)      at least one (1)  Business  Day prior to the related  Closing  Date,  the Company  shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem,  a listing on a loan-level  basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

         (b)      all of the  representations  and warranties of the Company under this Agreement shall be materially true and correct as of the related  Closing Date and no event shall have occurred  which,  with notice or the passage of time, would constitute a material default under this Agreement;

         (c)      the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow, all documents  required pursuant to this Agreement,  the related Term Sheet, an opinion of counsel and an officer's certificate,  all in such forms as are agreed upon and acceptable to the Purchaser,  duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

         (d)      the Company  shall have  delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents  required  pursuant to the terms of this Agreement and the related Term Sheet; and

         (e)      all other  terms and  conditions  of this  Agreement,  the  related  Term  Sheet and the
Confirmation shall have been materially complied with.

         Subject to the  foregoing  conditions,  the  Purchaser  shall pay to the  Company on the  related
Closing Date the Purchase Price,  plus accrued  interest  pursuant to Section 2.02 of this  Agreement,  by wire transfer of immediately available funds to the account designated by the Company.

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  "Reconstitution  Date")  at the
Purchaser's  sole option and with  Purchaser's  best efforts to provide notice to the Company fifteen (15)
days prior to the  Reconstitution  Date,  the  Purchaser  may effect  one or more  sales,  but in no event greater  than  three  (3)  per  pool of  Mortgage  Loan  sold  under  the  related  Term  Sheet  (each,  a
"Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement,  without recourse, to:

         (a)       one or more third party  purchasers  in one or more in whole loan  transfers  (each,  a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  pass-through transfers (each, a "Pass-Through Transfer").

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially  in the form of  Exhibit D hereto,  or, at  Purchaser's  request,  a seller's  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement  in  form  and  substance  reasonably  acceptable  to  the  parties,  and in  connection  with a
Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the  parties,  (collectively  the  agreements  referred  to herein  are  designated,  the  "Reconstitution
Agreements").  It is  understood  that any such  Reconstitution  Agreements  will not  contain any greater obligations on the part of Company than are contained in this Agreement.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with  respect to all  reasonable  requests  and due  diligence  procedures;  (2) to  execute,  deliver and perform all Reconstitution  Agreements  required by the Purchaser;  (3) to restate the representations and warranties  set forth in this  Agreement  as of the  settlement  or closing date in  connection  with such
Reconstitution  (each, a  "Reconstitution  Date").  In that connection,  the Company shall provide to such servicer or issuer,  as the case may be, and any other  participants in such  Reconstitution:  (i) any and all information  (including servicing portfolio  information) and appropriate  verification of information
(including  servicing  portfolio  information) which may be reasonably  available to the Company,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant shall request upon reasonable demand;  and (ii) such additional  representations,  warranties,  covenants, opinions of counsel,  letters  from  auditors,  and  certificates  of public  officials or officers of the
Company as are  reasonably  agreed upon by the Company and the  Purchaser  or any such other  participant.
In connection  with each  Pass-Through  Transfer,  the Company agrees to provide  reasonable and customary indemnification  to the  Purchaser and its affilates  for  disclosure  contained in any offering  document relating to the  Company or its  affilates,  the  Mortgage  Loans and the  underwriting  standards  of the
Mortgage  Loans.  The  Purchaser  shall be  responsible  for the costs  relating  to the  delivery of such information.

         The  Purchaser  agrees that in no event shall the related  Servicing  Fee Rate be reduced for any
Mortgage Loan that is subject to a Reconstitution without the written consent of the Servicer.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         Section 11.19.    Reporting with Respect to a Reconstitution.

         The Company  agrees that with  respect to any  Mortgage  Loan sold or  transferred  pursuant to a
Reconstitution  as described in Section 11.18 of this Agreement (a  "Reconstituted  Mortgage  Loan"),  the
Company,  at its  expense,  shall  provide  the  Purchaser  with the  information  set forth in  Exhibit J attached hereto for each  Reconstituted  Mortgage Loan in such electronic format as may be mutually agreed upon by both Purchaser and Company.

         Section 11.20     Obligations of the Sellers

         The obligations, liability and indemnification of each of the Seller and the Servicer under this Agreement are joint and several.

         IN WITNESS  WHEREOF,  the Company and the  Purchaser  have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION
                                                               Purchaser

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                     FIRST HORIZON HOME LOAN
                                                     CORPORATION
                                                                Seller

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                                     FIRST TENNESSEE MORTGAGE
                                                     SERVICES, INC.
                                                               Servicer

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                                EXHIBIT A
                                        CONTENTS OF MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the  following items,  which shall be  available  for  inspection  by the  Purchaser,  and which shall be retained by the
Company in the  Servicing  File or delivered to the  Purchaser or its designee  pursuant to Sections  2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

         1.     The     original     Mortgage     Note     endorsed     "Pay    to    the     order     of
____________________________________________________,   without   recourse,"   and  signed  via   original
signature in the name of the Company by an authorized officer,  with all intervening  endorsements showing a complete chain of title from the  originator to the Company,  together with any  applicable  riders.  In no event  may an  endorsement  be a  facsimile  endorsement.  If the  Mortgage  Loan was  acquired  by the
Company  in a  merger,  the  endorsement  must be by  "[Company],  successor  by  merger  to the  [name of predecessor]".  If the  Mortgage  Loan was  acquired or  originated  by the Company  while doing  business under another name, the endorsement  must be by "[Company]  formerly known as [previous  name]".  Mortgage
Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

         2. The  original  Mortgage  (together  with a  standard  adjustable  rate  mortgage  rider)  with evidence of recording  thereon,  or a copy thereof  certified by the public recording office in which such mortgage has been recorded or, if the original  Mortgage has not been returned from the applicable  public recording office, a true certified copy, certified by the Company.

         3.  The  original  or  certified  copy,  certified  by  the  Company,  of  the  Primary  Mortgage
Insurance Policy, if required.

         4.       The original Assignment, from the Company to  _____________________________________,  or
in accordance with  Purchaser's  instructions,  which  assignment  shall,  but for any blanks requested by
Purchaser,  be in form and  substance  acceptable  for  recording.  If the  Mortgage  Loan was acquired or originated by the Company while doing business  under another name,  the Assignment  must be by "[Company]
formerly  known as [previous  name]".  If the Mortgage  Loan was acquired by the Company in a merger,  the endorsement  must be by  "[Company],  successor  by  merger  to the  [name of  predecessor]".  None of the
Assignments are blanket assignments of mortgage.

         5.       The original policy of title insurance,  including riders and endorsements  thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or  preliminary  report of title issued by the title insurance or escrow company.

         6.       Originals of all recorded intervening Assignments,  or copies thereof,  certified by the public  recording  office in which such  Assignments  have been recorded showing a complete chain of title from the originator to the Company,  with evidence of recording  thereon,  or a copy thereof  certified by the public  recording  office in which such  Assignment  has been recorded or, if the original  Assignment has not been returned from the applicable  public recording  office,  a true certified copy,  certified by the Company.

         7.       Originals,  or copies  thereof  certified by the public  recording  office in which such documents  have  been  recorded,  of  each  assumption,  extension,  modification,  written  assurance  or substitution  agreements,  if  applicable,  or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         8.       If the Mortgage Note or Mortgage or any other material  document or instrument  relating to the  Mortgage  Loan has been  signed by a person on behalf of the  Mortgagor,  the  original or copy of power of attorney or other  instrument that authorized and empowered such person to sign bearing  evidence that  such  instrument  has been  recorded,  if so  required  in the  appropriate  jurisdiction  where the
Mortgaged  Property is located,  or a copy thereof  certified by the public recording office in which such instrument  has been recorded or, if the original  instrument  has not been  returned from the  applicable public recording office, a true certified copy, certified by the Company.

          9.       reserved.

         10.      Mortgage  Loan closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

         11.  Residential loan application.

         12.      Uniform  underwriter  and  transmittal  summary  (Fannie  Mae Form  1008) or  reasonable equivalent.

         13.      Credit report on the mortgagor.

         14.      Business credit report, if applicable.

         15.      Residential appraisal report and attachments thereto.

         16.      The original of any guarantee executed in connection with the Mortgage Note.

         17.      Verification  of employment  and income  except for Mortgage  Loans  originated  under a limited documentation program, all in accordance with Company's underwriting guidelines.

         18.      Verification  of  acceptable   evidence  of  source  and  amount  of  down  payment,  in
accordance with Company's underwriting guidelines.

         19.      Photograph of the Mortgaged Property (may be part of appraisal).

         20.      Survey of the Mortgaged Property, if any.

         21.      Sales contract, if applicable.

         22.      If available,  termite  report,  structural  engineer's  report,  water  portability and septic certification.

         23.      Any original security  agreement,  chattel mortgage or equivalent executed in connection with the Mortgage.

         24.      Name affidavit, if applicable.

         Notwithstanding  anything to the contrary herein,  Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

                                                EXHIBIT B

                                    CUSTODIAL ACCOUNT LETTER AGREEMENT

                                           ______________, 2003

To:      [_______________________]
         (the "Depository")

         As  "Company"   under  the   Purchase,   Warranties   and  Servicing   Agreement,   dated  as  of
[_____________________]  1, 200[_] (the "Agreement"),  we hereby authorize and request you to establish an account,  as a  Custodial  Account  pursuant  to  Section  4.04  of the  Agreement,  to be  designated  as
"[______________________________________],  in  trust  for  the  [Purchaser],  Owner  of  Adjustable  Rate
Mortgage  Loans".  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the  Company.  This letter is  submitted to you in  duplicate.  Please  execute and return one original to us.

[__________________________]

By:____________________________

Name:__________________________

Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established  under Account Number  [__________],  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals on such account as provided above.  The full amount  deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance  Corporation  through the Bank  Insurance  Fund or the Savings  Association  Insurance  Fund or will be  invested  in  Permitted
Investments as defined in the Agreement.

[___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                                EXHIBIT C

                                     ESCROW ACCOUNT LETTER AGREEMENT
                                           _____________, 2003

To:      [_______________________]
         (the "Depository")

         As  "Company"   under  the   Purchase   Warranties   and   Servicing   Agreement,   dated  as  of
[____________________]1,  200[_] (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as  an  Escrow  Account  pursuant  to  Section  4.06  of  the  Agreement,  to be  designated  as
"[__________________________],  in trust for the  [Purchaser],  Owner of Adjustable  Rate Mortgage  Loans,
and various  Mortgagors."  All deposits in the account shall be subject to  withdrawal  therefrom by order signed by the  Company.  This  letter is  submitted  to you in  duplicate.  Please  execute and return one original to us.

                                            [_____________________]

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established under Account Number __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance  Corporation  through the
Bank  Insurance  Fund  or the  Savings  Association  Insurance  Fund  or will  be  invested  in  Permitted
Investments as defined in the Agreement.

                                            [______________________]

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                                EXHIBIT D

                         FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR Agreement")
made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"), ___________________ (the
"Assignee"), and _______________________ (the "Company").

         In  consideration  of the mutual  promises  contained  herein the parties  hereto  agree that the residential  mortgage  loans (the  "Assigned  Loans") listed on Attachment 1 annexed hereto (the "Assigned
Loan  Schedule")  now  serviced by Company for  Assignor and its  successors  and assigns  pursuant to the
Purchase,  Warranties and Servicing Agreement, dated as of _________,  200__, between Assignor and Company
(the "Purchase  Agreement")  shall be subject to the terms of this PAAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                                   Purchase, Assignment and Assumption

         1.       Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor in the Assigned  Loans and, as they relate to the Assigned  Loans,  all of its right, title and interest in, to and under the Purchase Agreement.

         2.       Simultaneously  with the  execution  hereof,  (i)  Assignee  shall pay to  Assignor  the
"Funding  Amount" as set forth in that  certain  letter  agreement,  dated as of _________  ____,  between
Assignee and Assignor (the  "Confirmation")  and (ii)  Assignor,  at its expense,  shall have caused to be delivered to Assignee or its  designee  the Mortgage  File for each  Assigned  Loan in  Assignor's  or its custodian's  possession,  as set forth in the Purchase  Agreement,  along with, for each Assigned Loan, an endorsement of the Mortgage Note from the Company,  in blank,  and an assignment of mortgage in recordable form from the Company,  in blank.  Assignee  shall pay the Funding  Amount by wire transfer of immediately available  funds to the account  specified  by  Assignor.  Assignee  shall be  entitled  to all  scheduled payments  due on the  Assigned  Loans  after  ___________,  200__ and all  unscheduled  payments  or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

                                Representations, Warranties and Covenants

         3.       Assignor warrants and represents to Assignee and Company as of the date hereof:

         (a)      Attached  hereto as Attachment 2 is a true and accurate copy of the Purchase  Agreement, which  agreement  is in full force and effect as of the date hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Assignor  is the lawful  owner of the  Assigned  Loans with full right to  transfer  the
Assigned Loans and any and all of its interests,  rights and obligations  under the Purchase  Agreement as they relate to the Assigned Loans, free and clear from any and all claims and  encumbrances;  and upon the transfer of the  Assigned  Loans to Assignee as  contemplated  herein,  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of  Assignee's  interests,  rights and  obligations under the Purchase  Agreement as they relate to the Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

         (c)      There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

         (d)      Assignor has no knowledge of, and has not received  notice of, any waivers under, or any modification of, any Assigned Loan;

         (e)      Assignor is duly organized,  validly existing and in good standing under the laws of the jurisdiction  of its  incorporation,  and has all requisite  power and authority to acquire,  own and sell the Assigned Loans;

         (f)      Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of
Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignor.  This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)      No consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any  governmental  entity is required to be obtained or made by Assignor in connection with the execution, delivery  or  performance  by  Assignor  of  this  PAAR  Agreement,  or  the  consummation  by it  of  the transactions contemplated hereby; and

(h)      Neither  Assignor nor anyone  acting on its behalf has  offered,  transferred,  pledged,  sold or otherwise  disposed of the Assigned  Loans or any interest in the Assigned  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned  Loans,  or any interest in the
Assigned Loans or otherwise  approached or negotiated  with respect to the Assigned Loans, or any interest in the  Assigned  Loans  with any  Person in any  manner,  or made any  general  solicitation  by means of general  advertising  or in any  other  manner,  or taken  any  other  action  which  would  constitute  a distribution  of the  Assigned  Loans under the  Securities  Act of 1933,  as amended  (the "1933 Act") or which would  render the  disposition  of the  Assigned  Loans a violation  of Section 5 of the 1933 Act or require registration pursuant thereto.

                  4.       Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

         (a)      Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

         (b)      Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of
Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c)      No consent, approval, order or authorization of, or declaration,  filing or registration with,  any  governmental  entity is required to be  obtained  or made by Assignee in  connection  with the execution,  delivery or performance by Assignee of this PAAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

         (d)      Assignee agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as "Purchaser" thereunder but solely with respect to such Assigned Loans.

                  5.       Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

                  (a)      Attached hereto as Attachment 2 is a true and accurate copy of the Purchase
Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Company is duly organized,  validly  existing and in good standing under the laws of the jurisdiction  of its  incorporation,  and has all  requisite  power and  authority to service the Assigned
Loans and otherwise to perform its obligations under the Purchase Agreement;

         (c)      Company has full corporate  power and authority to execute,  deliver and perform its  obligations under this PAAR  Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the transactions  contemplated by this PAAR Agreement is in the ordinary course of Company's  business and will not conflict  with, or result in a breach of, any of the terms,  conditions  or  provisions  of Company's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order, judgment  or  decree  to which  Company  or its  property  is  subject.  The  execution, delivery and  performance by Company of this PAAR Agreement and the  consummation  by it of the  transactions  contemplated  hereby,  have been duly  authorized by all necessary corporate  action on part of Company.  This PAAR  Agreement  has been duly  executed and delivered  by  Company,  and,  upon the due  authorization,  execution  and  delivery by
                  Assignor and  Assignee,  will  constitute  the valid and legally  binding  obligation of
                  Company,   enforceable   against   Company  in  accordance  with  its  terms  except  as
                  enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally, and by general  principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law;

(        d)      No consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any  governmental  entity is required  to be obtained or made by Assignee in  connection with the execution,  delivery or performance by Company of this PAAR  Agreement,  or the consummation by it of the transactions contemplated hereby; and

         (e)      No  event  has  occurred  from the  Closing  Date to the  date  hereof  which  would  render  the representations  and warranties as to the related  Assigned Loans made by the Company in
                  Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect.

         (f)      Neither  this  AAR  Agreement  nor any  certification,  statement,  report  or  other  agreement, document or instrument  furnished or to be furnished by the Company pursuant to this AAR
                  Agreement  contains or will contain any materially  untrue statement of fact or omits or will  omit to  state a fact  necessary  to make the  statements  contained  therein  not misleading.

                  Recognition of Assignee

         6.       From and  after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans and will service the Assigned Loans in accordance  with the Purchase  Agreement.  It is the intention of Assignor,  Company and Assignee  that this PAAR  Agreement  shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waiver,  or otherwise alter any of the terms or provisions of the
Purchase Agreement which amendment,  modification,  waiver or other alteration would in any way affect the
Assigned Loans without the prior written consent of Assignee.

                                            Miscellaneous

                  7.       All demands, notices and communications related to the Assigned Loans, the
Purchase Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         (a)      In the case of Company,

                  ____________________
                  ____________________
                  ____________________
                  ____________________
                  ____________________

                  With a copy to ______________________________________.

(b)      In the case of Assignor,

                  ____________________
                  ____________________
                  ____________________
                  ____________________
                  ____________________

         (c)      In the case of Assignee,

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Raylene Ruyle
                  Telecopier No.:  (972) 444-2810

                  with a copy  to:

                  ___________________
                  383 Madison Avenue
                  New York, New York 10179
                  Attention: ___________
                  Telecopier No.:  (212) 272-____

     8.  Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR
     Agreement.

         9.       This PAAR Agreement  shall be construed in accordance  with the laws of the State of New
York,  without  regard to conflicts of law  principles,  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         10.      No term or  provision  of this PAAR  Agreement  may be waived or  modified  unless  such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         11.      This PAAR  Agreement  shall  inure to the benefit of the  successors  and assigns of the parties  hereto.  Any entity  into which  Assignor,  Assignee  or  Company  may be merged or  consolidated shall,  without  the  requirement  for any  further  writing,  be deemed  Assignor,  Assignee  or Company, respectively, hereunder.

         12.      This PAAR Agreement shall survive the conveyance of the Assigned  Loans,  the assignment of the  Purchase  Agreement  to the  extent  of the  Assigned  Loans  by  Assignor  to  Assignee  and  the
termination of the Purchase Agreement.

         13.      This PAAR Agreement may be executed  simultaneously in any number of counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

         14.      In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the
Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

                                            [Modification of Purchase Agreement

15.      The Company and Assignor hereby amend the Purchase Agreement as follows:

         (a)      The following definitions are added to Section 1.01 of the Purchase Agreement:

         Securities Administrator:  ________________________

         Supplemental PMI Insurer:  ________________________

         Supplemental PMI Policy:   The  primary  guarantee  insurance  policy  of  the  Supplemental  PMI
         Insurer  attached  hereto as Exhibit J, or any  successor  Supplemental  PMI Policy  given to the
         Servicer by the Assignee.

         Trustee:          ________________________

         (b)      The following definition is amended and restated:

         Insurance Proceeds:        Proceeds of any Primary Mortgage  Insurance  Policy,  the Supplemental
         PMI  Policy,  any title  policy,  any  hazard  insurance  policy or any  other  insurance  policy covering a Mortgage Loan or other related Mortgaged  Property,  including any amounts required to be deposited in the Custodial  Account  pursuant to Section 4.04, to the extent such proceeds are not to be applied to the  restoration  of the  related  Mortgaged  Property  or  released  to the
         Mortgagor in accordance with Accepted Servicing Practices.

         (c)      The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

         "In  connection  with its activities as servicer,  the Company agrees to prepare and present,  on behalf  of  itself  and the  Purchaser,  claims  to the  Supplemental  PMI  Insurer  with  respect  to the
Supplemental  PMI  Policy  and,  in this  regard,  to take  such  action as shall be  necessary  to permit recovery under any  Supplemental  PMI Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section
4.04,  any amounts  collected by the Company under any  Supplemental  PMI Policy shall be deposited in the
Custodial Account, subject to withdrawal pursuant to Section 4.05.

         In accordance with the  Supplemental  PMI Policy,  the Company shall provide to the  Supplemental
PMI Insurer any required information regarding the Mortgage Loans.

         The Company  shall  provide to the  [Securities  Administrator]  on a monthly  basis via computer tape, or other mutually  acceptable  format,  the unpaid principal balance,  insurer  certificate  number, lender loan number,  and premium due the  Supplemental  PMI Insurer for each  Mortgage Loan covered by the
Supplemental  PMI  Policy.  In  addition,  the  Company  agrees  to  forward  to  the  Purchaser  and  the
[Securities  Administrator]  any statements or other reports given by the  Supplemental PMI Insurer to the
Servicer in connection with a claim under the Supplemental PMI Policy."

         (d)      Clause (vi) of Section 6.1 is amended to read as follows:

         "Company  ceases to be  approved  by either  Fannie  Mae or FHLMC as a  mortgage  loan  seller or servicer for more than thirty days,  or the Company  fails to meet the servicer  eligibility  requirements of the Supplemental PMI Insurer; or"]

         (e)      Section ____      Annual Statement as to Compliance.

         The Company  will deliver to the Master  Servicer on or before  March 15 of each year,  beginning with  March 15,  200__,  an  Officers'  Certificate  stating  that (i) a review of the  activities  of the
Company  during the preceding  calendar year and of  performance  under this Agreement has been made under such  officers'  supervision,  (ii) the Company has fully  complied with the  provisions of this Agreement and (iii) to the best of such  officers'  knowledge,  based on such review,  the Company has fulfilled all of its  obligations  under this  Agreement  throughout  such year,  or, if there has been a default in the fulfillment  of any such  obligation,  specifying  each such default  known to such officer and the nature and status thereof.

         (f)      Section ____ Annual Certification.

(a) The Company will deliver to the Master  Servicer,  on or before March 15 of each year beginning  March
15,  200__ a  certification  in the form  attached  hereto as  Exhibit __ with  respect  to the  servicing reports delivered by the Company pursuant to this Agreement,  the Company's  compliance with the servicing obligations  set forth in this  Agreement  and any other  information  within the control of the  Company.
Such  certification  shall be signed by the  senior  officer in charge of  servicing  of the  Company.  In addition,  the Company shall  provide such other  information  with respect to the Mortgage  Loans and the servicing and  administration  thereof within the control of the Company which shall be required to enable the Master Servicer,  Trustee or Depositor,  as applicable,  to comply with the reporting  requirements of the Securities and Exchange Act of 1934, as amended.

         IN WITNESS  WHEREOF,  the parties hereto have executed this PAAR Agreement as of the day and year first above written.

                                                              EMC MORTGAGE CORPORATION
                                                              Assignor

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                              _________________________________
                                                              Assignee

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                              _________________________________
                                                              Company

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                EXHIBIT  ___

                                      FORM OF COMPANY CERTIFICATION

I,  [identify  certifying  individual],  certify  to the  [Trustee]  [Seller]  [Securities  Administrator]
[Mortgage Loan Seller] [Purchaser] and [Master Servicer] that:

         1.       I have reviewed the servicing  reports  prepared by [COMPANY] (the  "Company")  pursuant to the [Servicing  Agreement] (the "Servicing  Agreement"),  dated as of __________ between __________ and the Company (as modified by the AAR Agreement (as defined  below) and delivered to [MASTER  SERVICER] (the
"Master  Servicer")  pursuant  to  the  Assignment,   Assumption  and  Recognition   Agreement  (the  "AAR
Agreement"), dated as of __________ among [ASSIGNOR] as Assignor, Company and [ASSIGNEE], as Assignee.

         2.       Based on my knowledge,  the  information  in these reports,  taken as a whole,  does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in light of the  circumstances  under which such statements were made, not misleading as of the last day of the period covered by such servicing reports.

         3.       Based on my knowledge,  the servicing  information required to be provided to the Master
Servicer under the Servicing Agreement and the AAR Agreement is included in these reports.

         4.       I  am  responsible  for  reviewing  the  activities  performed  the  Company  under  the
Servicing  Agreement  and the AAR  Agreement  and based  upon the  review  required  under  the  Servicing
Agreement  and the AAR  Agreement,  and except as disclosed in the Annual  Statement  of  Compliance,  the
Company has fulfilled its obligations under the Servicing Agreement and the AAR Agreement.

         5.       I have disclosed to the Master Servicer's  certified public  accountants all significant deficiencies  relating to the  Company's  compliance  with the minimum  servicing  standards in accordance with a review conduced in compliance with the Uniform Single  Attestation  Program for Mortgage Bankers or
similar standard as set forth in the Servicing Agreement and the AAR Agreement.

         Capitalized  terms used but not  defined  herein  have the  meanings  ascribed to them in the AAR
Agreement.

Date:______________

_____________________
[Signature]
[Title]

                                               ATTACHMENT 1

                                          ASSIGNED LOAN SCHEDULE

                                               ATTACHMENT 2

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                EXHIBIT E

                                          FORM OF TRIAL BALANCE

o        S50Y - Scheduled/Scheduled Monthly Remittance Report

o        P139 - Monthly Trial Balance Report

o        S214 - Monthly Pay-off Report

o        S215 - Monthly Actual Collections Report

     EXHIBIT G

                               REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:      Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties and Servicing Agreement (the "Agreement")  between the Company and the
Purchaser,  the  undersigned  hereby  certifies  that he or she is an  officer of the  Company  requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____    On  _________________,  the above  captioned  mortgage  loan was paid in full or that the Company has been notified that payment in full has been or will be escrowed.  The Company  hereby  certifies  that all  amounts  with  respect  to this loan  which are  required  under the  Agreement  have been or will be deposited in the Custodial Account as required.

_____    The  above  captioned  loan is being  repurchased  pursuant  to the terms of the  Agreement.  The
Company  hereby  certifies  that the  repurchase  price has been  credited  to the  Custodial  Account  as required under the Agreement.

_____    The above captioned loan is being placed in foreclosure  and the original  documents are required to  proceed  with the  foreclosure  action.  The  Company  hereby  certifies  that the  documents  will be returned to the Purchaser in the event of reinstatement.

_____    Other (explain)

_______________________________________________________
_______________________________________________________

All  capitalized  terms  used  herein and not  defined  shall have the  meanings  assigned  to them in the
Agreement.

         Based on this  certification  and the indemnities  provided for in the Agreement,  please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
         Title

Send documents to:         _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

         Purchaser  hereby  acknowledges  that all  original  documents  previously  released on the above captioned mortgage loan have  been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

                                    COMPANY'S UNDERWRITING GUIDELINES

                                                EXHIBIT I

                                                TERM SHEET

         This  TERM  SHEET  (the  "Term  Sheet")  dated  _____________,  among  First  Horizon  Home  Loan
Corporation,  a Kansas  corporation,  located at 4000 Horizon  Way,  Irving,  Texas 75063 (the  "Seller"),
First Tennessee Mortgage Services,  Inc., as servicer (the "Servicer"),  a Kansas corporation,  located at
4000  Horizon  Way,  Irving,  Texas  75063  (the  Servicer  and the  Seller  together  referred  to as the
"Company")  and EMC  Mortgage  Corporation,  a Delaware  corporation,  located at Mac Arthur Ridge II, 909
Hidden Ridge Drive,  Suite 200,  Irving,  Texas 75038 (the  "Purchaser") is made pursuant to the terms and conditions of that certain  Purchase,  Warranties and Servicing  Agreement (the  "Agreement")  dated as of
September  1, 2003,  among the  Servicer,  the  Seller  and the  Purchaser,  the  provisions  of which are incorporated  herein as if set forth in full  herein,  as such terms and  conditions  may be  modified  or supplemented  hereby.  All initially  capitalized  terms used herein unless  otherwise  defined shall have the meanings ascribed thereto in the Agreement.

         The Purchaser  hereby  purchases  from the Seller and the Seller  hereby sells to the  Purchaser, all of the  Seller's  right,  title and interest in and to the  Mortgage  Loans  described on the Mortgage
Loan Schedule  annexed  hereto as Schedule I, pursuant to and in accordance  with the terms and conditions set forth in the Agreement,  as same may be supplemented  or modified  hereby.  Hereinafter,  the Servicer shall service the Mortgage  Loans for the benefit of the Purchaser and all  subsequent  transferees of the
Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.       Definitions

         For purposes of the Mortgage  Loans to be sold pursuant to this Term Sheet,  the following  terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the conditions  specified in the  Agreement,  the obligation of each of the Company and the
Purchaser is subject to the  fulfillment,  on or prior to the  applicable  Closing  Date, of the following
additional conditions:   [None].

Additional Loan Documents:

In addition to the contents of the Mortgage  File  specified in the  Agreement,  the  following  documents
shall be delivered with respect to the Mortgage Loans:   [None]

[Additional] [Modification] of Representations and Warranties:

     [In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans:  [None].  [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

         Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                    FIRST HORIZON HOME LOAN CORPORATION

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EMC MORTGAGE CORPORATION

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    FIRST TENNESSEE MORTGAGE SERVICES, INC.

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                SCHEDULE I

                                          MORTGAGE LOAN SCHEDULE

                                                EXHIBIT J

                                  RECONSTITUTED MORTGAGE LOAN REPORTING

  (a)        Servicer Mortgage Loan Number
  (b)        FNMA Mortgage Loan Number (if applicable)
  (c)        Lender/Seller Mortgage Loan Number         (if available)
  (d)        Scheduled Balance (scheduled end of month balance reporting to Master Servicer/Trustee)
  (e)        Actual Balance (actual end of month balance received from Mortgagor)
  (f)        Gross Rate (current gross rate)
  (g)        Net Rate (current passthrough)
  (h)        Last Payment Date (LPI_DATE in Fannie's Laser Reporting)
  (i)        Delinquency Month (if available)
  (j)        Default Flag, i.e. FC, REO, etc. (if available)
  (k)        Pay-In-Full Date (Mortgage Loan paid off by Mortgagor)
  (l)        Foreclosure start date
  (m)        Foreclosure end date
  (n)        REO Property date
  (o)        With respect to Liquidated Mortgage Loans:
             (i)  amount of loss or gain (as applicable)
             (ii)  the date of the loss or gain.
             (iii)  the liquidation reason (paid in full or repurchased out of deal)
  (p)        Fannie's Laser Reporting
             (i)  Action Code (for default or paid off Mortgage Loans; i.e. 60, 65, etc.)
             (ii)  Action Date
             (iii)  Remit Prin (submitted principal amount)
             (iv)  Remit Int (submitted interest amount)
             (v)  Pool/Invest indicator (indicating Schedule/Schedule or Actual/Actual pool)

                                           AMENDMENT NUMBER ONE
                                                  to the

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                         [Provided upon request]

                                           AMENDMENT NUMBER TWO
                                                  to the

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                         [Provided upon request]

                                          AMENDMENT NUMBER THREE
                                                  to the

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                         [Provided upon request]

                                          AMENDMENT NUMBER FOUR
                                                  to the

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                      Dated as of September 1, 2003

                                                  among

                                        EMC MORTGAGE CORPORATION,
                                               as Purchaser

                                                   and

                                 FIRST TENNESSEE MORTGAGE SERVICES, INC.

                                               as Servicer,

                                   FIRST HORIZON HOME LOAN CORPORATION,

                                                AS SELLER

This AMENDMENT  NUMBER FOUR (this  "Amendment") is made and entered into this 22nd day of December,  2005, by and among EMC Mortgage Corporation,  a Delaware  corporation,  as purchaser (the "Purchaser") and First
Tennessee  Mortgage  Services,  Inc., as servicer (the "Servicer") and First Horizon Home Loan Corporation
(the  "Seller",  and  together  with the  Servicer,  the  "Company")  in  connection  with  the  Purchase,
Warranties and Servicing  Agreement,  dated as of September 1, 2003,  between the above mentioned  parties
(the "Agreement").

                                                 RECITALS

         WHEREAS,          the parties hereto have entered into the Agreement;

         WHEREAS,  the  Agreement  provides  that the parties  thereto may enter into an  amendment to the
Agreement;

         WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

         NOW, THEREFORE,  in consideration of the premises and for other good and valuable  consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Capitalized  terms used herein and not defined  herein shall have the meanings  assigned to such terms in the Agreement.

         2.       Article I of the Agreement is hereby  amended  effective as of the date hereof by adding the following definitions to Section 1.01:

         Commission or SEC:  The Securities and Exchange Commission.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Qualified  Correspondent:  Any Person from which the Company purchased  Mortgage Loans,  provided that the following  conditions  are  satisfied:  (i) such Mortgage  Loans were  originated  pursuant to an agreement  between  the  Company and such Person  that  contemplated  that such  Person  would  underwrite mortgage  loans from time to time, for sale to the Company,  in accordance  with  underwriting  guidelines designated by the Company  ("Designated  Guidelines")  or guidelines that do not vary materially from such
Designated  Guidelines;  (ii) such  Mortgage  Loans were in fact  underwritten  as described in clause (i)
above  and were  acquired  by the  Company  within  180  days  after  origination;  (iii)  either  (x) the
Designated  Guidelines  were,  at the time such  Mortgage  Loans were  originated,  used by the Company in origination  of mortgage  loans of the same type as the Mortgage  Loans for the  Company's  own account or
(y) the Designated  Guidelines were, at the time such Mortgage Loans were underwritten,  designated by the
Company on a  consistent  basis for use by lenders in  originating  mortgage  loans to be purchased by the
Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company, pre-purchase  or  post-purchase  quality  assurance  procedures  (which may involve,  among other  things, review of a sample of mortgage  loans  purchased  during a  particular  time period or through  particular channels)  designed to ensure that Persons from which it purchased  mortgage  loans  properly  applied the underwriting criteria designated by the Company.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification and  interpretation as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act
Release No. 33-8518,  70 Fed. Reg. 1,506,  1,531 (Jan. 7, 2005)) or by the staff of the Commission,  or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set forth in
Item 1122(d) of Regulation AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit M for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of Exhibit M and the text of Item 1122(d) of Regulation  AB, the text of Item 1122(d) of Regulation AB shall control.

         Static  Pool  Information:  Static pool  information  as  described  in Item  1105(a)(1)-(3)  and
1105(c) of Regulation AB.

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  "servicing"  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of  Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or  any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement that are identified in Item 1122(d) of
Regulation AB.

         Third-Party  Originator:  Each  Person,  other than a Qualified  Correspondent,  that  originated
Mortgage Loans acquired by the Company.

         3.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by revising Section 3.01(n) as follows (new text underlined):

         (n)      Company has  delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent  results of operations  and financial  position for the period  identified  and has been  prepared in accordance  with
GAAP  consistently  applied  throughout  the periods  involved,  except as set forth in the notes thereto.
There has been no  change in the  servicing  policies  and  procedures,  business,  operations,  financial condition,  properties  or assets of the Company  since the date of the  Company's  financial  information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         4.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(p):

         (p)      As of the  date  of  each  Pass-Through  Transfer,  and  except  as has  been  otherwise disclosed to the Purchaser:  (1) no default or servicing  related  performance  trigger has occurred as to any other  securitization due to any act or failure to act of the Company;  (2) no material  noncompliance with applicable  servicing  criteria as to any other  securitization has been disclosed or reported by the
Company;   (3)  the  Company  has  not  been  terminated  as  servicer  in  a  residential  mortgage  loan securitization,  either due to a servicing  default or to application of a servicing  performance  test or trigger;  (4) no material  changes to the Company's  servicing  policies and  procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of the Company's  financial  condition that  could  have  a  material  adverse  impact  on the  performance  by the  Company  of its  obligations hereunder;  (6)  there are no legal  proceedings  pending,  or known to be  contemplated  by  governmental authorities,  against the Company  that could be material to investors  in the  securities  issued in such
Pass-Through  Transfer;  and (7) there are no affiliations,  relationships or transactions relating to the
Company of a type that are described under Item 1119 of Regulation AB.

         5.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(q):

         (q)      If so  requested  by the  Purchaser or any  Depositor  on any date,  the Company  shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations and warranties set forth in Section  3.01(p) of this Section or, if any such  representation  and warranty is not accurate as of the date of such request,  provide reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

         6.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(r):

         (r)      If so requested by the  Purchaser or any  Depositor  for the purpose of  satisfying  its reporting  obligation  under the Exchange Act with respect to any class of  asset-backed  securities,  the
Company shall (or shall cause each  Subservicer  and  Third-Party  Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material  litigation or governmental  proceedings  pending against the Company,  any Subservicer or any  Third-Party  Originator and (B) any  affiliations  or  relationships that develop  following the closing date of a Pass-Through  Transfer between the Company,  any Subservicer or any  Third-Party  Originator  and any of the parties  specified in clause (7) of paragraph  (p) of this
Section  (and any other  parties  identified  in writing by the  requesting  party)  with  respect to such
Pass-Through  Transfer,  and (ii)  provide  to the  Purchaser  and any  Depositor  a  description  of such proceedings, affiliations or relationships.

         7.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(s):

         (s)      As a  condition  to the  succession  to the  Company or any  Subservicer  as servicer or subservicer  under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into which the
Company or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company  shall provide to the  Purchaser  and any  Depositor,  at least [15] calendar  days prior to the  effective  date of such  succession  or  appointment,  (x) written notice to the  Purchaser and any Depositor of such  succession  or  appointment  and (y) in writing and in form  and  substance  reasonably  satisfactory  to the  Purchaser  and  such  Depositor,  all  information reasonably  requested by the Purchaser or any  Depositor in order to comply with its reporting  obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

         8.       Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

         In determining  the  delinquency  status of any Mortgage  Loan, the Company will use  delinquency recognition  policies as described to and approved by the  Purchaser,  and shall revise these  policies as requested by the Purchaser from time to time.

         9.       Article  V of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting Section 5.02 in its entirety and replacing it with the following:

         Section 5.02      Statements to the Purchaser.

         The Company shall  furnish to Purchaser an  individual  loan  accounting  report,  as of the last
Business  Day of each month,  in the  Company's  assigned  loan number  order to  document  Mortgage  Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding individual  loan  accounting  report shall be received by the  Purchaser no later than the fifth  Business
Day of the following  month on a disk or tape or other  computer-readable  format in such format as may be mutually agreed upon by both Purchaser and Company, and shall contain the following:

         (i)      with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to principal (including a separate breakdown of any Principal  Prepayment,  including the date of such  prepayment,  and any prepayment  penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii)     reserved;

         (iii)    reserved;

         (iv)     the Stated  Principal  Balance of each Mortgage Loan and the aggregate  Stated Principal
Balance  of all  Mortgage  Loans as of the first day of the  distribution  period  and the last day of the distribution period;

         (v)      with respect to each Mortgage Loan, the current Mortgage Interest Rate;

         (vi)     with respect to each  Mortgage  Loan,  the aggregate  amount of any Insurance  Proceeds,
Condemnation  Proceeds,  Liquidation  Proceeds  and REO  Disposition  Proceeds  received  during the prior distribution period;

         (vii)    reserved;

         (viii)   reserved;

         (ix)     the  number of  Mortgage  Loans as of the first day of the  distribution  period and the last day of the distribution period;

         (x)      with respect to each Mortgage Loan, the Stated  Principal  Balance of each Mortgage Loan
(a) delinquent as grouped in the following  intervals  through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days,  90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO Property has been acquired;

         (xi)     with  respect to each  Mortgage  Loan,  the amount and  severity  of any  realized  loss following liquidation of such Mortgage Loan;

         (xii)    with respect to each Mortgage  Loan,  and in the aggregate for all Mortgage  Loans,  the amount of any Monthly Advances made by the Company during the prior distribution period;

         (xiii)   reserved;

         (xiv)    reserved;

         (xv)     reserved;

         (xvi)    with  respect  to any  Mortgage  Loan,  a  description  of any  material  modifications, extensions  or waivers to the terms,  fees,  penalties or payments of such  Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

         (xvii)   reserved;

         (xviii)  reserved;

         (xix)    with respect to each Mortgage  Loan, the Stated  Principal  Balance of any Mortgage Loan
that has been repurchased by the Company in accordance with Section 3.03 herein;

         (xx) any other  information  required by Purchaser or master  servicer  necessary for  compliance with Item 1121 of Regulation AB.

         In  addition,  the  Company  shall  provide  to the  Purchaser  such other  information  known or available  to the Company  that is necessary  in order to provide the  distribution  and pool  performance information  as required  under Item 1121 of Regulation AB, as amended from time to time, as determined by the Purchaser in its sole reasonable  discretion.  The Company shall also provide a trial balance,  sorted in  Purchaser's  assigned loan number order,  in the form of Exhibit E hereto,  and Exhibit F with respect to defaulted mortgage loans, with each such report.

         The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions  contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         10.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting Section 6.04 in its entirety and replacing it with the following:

         Section 6.04      Annual Statement as to Compliance; Annual Certification.

         (a)      The Company will deliver to the  Purchaser,  to deliver to the Purchaser or its designee on or before March 1 of each  calendar  year  beginning in 2006,  but in no event later than March 15th of each calendar year  beginning in 2006,  an Officers'  Certificate  acceptable to the Purchaser (an "Annual
Statement of Compliance")  stating,  as to each signatory thereof,  that (i) a review of the activities of the  Company  during  the  preceding  calendar  year and of  performance  under  this  Agreement  or other applicable  servicing  agreement has been made under such  officers'  supervision  and (ii) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its obligations  under this Agreement or other  applicable  servicing  agreement in all material  respects  throughout such year, or, if there has been a failure to fulfill any such  obligation in any material  respect,  specifying each such  failure  known to such  officer and the nature and status of cure  provisions  thereof.  Such Annual
Statement  of  Compliance  shall  contain  no  restrictions  or  limitations  on its use.  Copies  of such statement  shall be provided by the Company to the  Purchaser  upon  request and by the  Purchaser  to any
Person  identified as a  prospective  purchaser of the Mortgage  Loans.  In the event that the Company has delegated  any  servicing  responsibilities  with  respect to the  Mortgage  Loans to a  Subservicer,  the
Company  shall  deliver  an  officer's  certificate  of the  Subservicer  as  described  above  as to each
Subservicer as and when required with respect to the Company.

         (b)      With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  by on or before March 1 of each  calendar  year  beginning in 2006,  but in no event later than March 15th of each  calendar  year  beginning in 2006,  an officer of the Company shall execute and deliver an Officers'
Certificate (an "Annual  Certification")  to the Purchaser,  any master servicer which is master servicing
loans  in  connection  with  such  transaction  (a  "Master   Servicer")  and  any  related  depositor  (a
"Depositor") for the benefit of each such entity and such entity's affiliates and the officers,  directors and agents of any such entity and such  entity's  affiliates,  in the form  attached  hereto as Exhibit L.
In the event that the Company has delegated any  servicing  responsibilities  with respect to the Mortgage
Loans to a  Subservicer,  the  Company  shall  deliver an  officers'  certificate  of the  Subservicer  as described above as to each Subservicer as and when required with respect to the Company.

         Failure  of the  Company  to timely  comply  with this  Section  6.04 shall be deemed an Event of
Default,  automatically,  without  notice and without any cure period,  and Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to damages, including  injunctive  relief and specific  performance,  terminate all the rights and  obligations of the
Company  under  this  Agreement  and in and to  the  Mortgage  Loans  and  the  proceeds  thereof  without compensating  the  Company  for the  same,  as  provided  in  Section  9.01.  Such  termination  shall  be considered  with cause pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supercede any other provision in this Agreement or any other agreement to the contrary.

         11.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting Section 6.05 in its entirety and replacing it with the following:

         Section 6.05      Annual Independent Certified Public Accountants' Servicing Report.

         The Company,  at its expense and on or before March 1 of each  calendar  year  beginning in 2006, but in no event  later than March 15th of each  calendar  year  beginning  in 2006,  shall cause a firm of independent  public  accountants  which  is a  member  of  the  American  Institute  of  Certified  Public
Accountants  to furnish a report (a "USAP  Report") to the  Purchaser  acceptable  to the Purchaser to the effect that such firm has examined certain  documents and records  relating to the Company's  servicing of mortgage  loans of the same type as the  Mortgage  Loans  pursuant to servicing  agreements  substantially similar to this Agreement,  which  agreements may include this  Agreement,  and that, on the basis of such an examination,  conducted  substantially in the uniform single audit program for mortgage  bankers,  such firm is of the opinion that the Company's  servicing has been conducted in compliance  with the agreements examined  pursuant  to this  Section  6.05  during  the  preceding  calendar  year,  except  for (i)  such exceptions as such firm shall  believe to be  immaterial,  and (ii) such other  exceptions as shall be set forth in such USAP Report.  Such USAP Report shall  contain no  restrictions  or  limitations  on its use.
Copies of such USAP Report shall be provided by the Company to the  Purchaser.  In addition,  on an annual basis, Company shall provide Purchaser with copies of its audited financial statements.

         In the event that the Company has delegated any  servicing  responsibilities  with respect to the
Mortgage Loans to a Subservicer,  the Company shall provide a USAP report of the  Subservicer as described above as to each Subservicer as and when required with respect to the Company.

         Notwithstanding  the  foregoing,  the  Company's  obligation  to deliver a USAP Report under this
Section,  as to the  Company  or any  Subservicer,  as to any  calendar  year,  beginning  with the report required in February  2007,  shall be satisfied if an Assessment of Compliance and  Attestation  Report is
delivered in compliance with Section 6.07 for such calendar year with respect to that entity.

         Failure  of the  Company  to timely  comply  with this  Section  6.05 shall be deemed an Event of
Default,  automatically,  without  notice and without any cure period,  and Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to damages, including  injunctive  relief and specific  performance,  terminate all the rights and  obligations of the
Company  under  this  Agreement  and in and to  the  Mortgage  Loans  and  the  proceeds  thereof  without compensating  the  Company  for the  same,  as  provided  in  Section  9.01.  Such  termination  shall  be considered  with cause pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supercede any other provision in this Agreement or any other agreement to the contrary.

         12.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 6.07:

         Section 6.07      Assessment of Compliance with Servicing Criteria.

         On and after  January 1, 2006,  the Company shall  service and  administer,  and shall cause each subservicer to servicer or administer,  the Mortgage Loans in accordance with all applicable  requirements of the Servicing Criteria.

         With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  the Company shall  deliver to the Purchaser or its designee on or before  February 28 of each calendar year  beginning in 2007, a report (an "Assessment of Compliance")  reasonably  satisfactory to the Purchaser regarding the
Company's  assessment of  compliance  with the Servicing  Criteria  during the preceding  calendar year as required by Rules 13a-18 and 15d-18 of the Exchange  Act and Item 1122 of  Regulation  AB, which as of the date hereof, require a report by an authorized officer of the Company that contains the following:

         (a)      A statement by such officer of its  responsibility  for  assessing  compliance  with the
Servicing Criteria applicable to the Company;

         (b)      A statement by such officer  that such  officer  used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Company;

         (c)      An  assessment  by  such  officer  of  the  Company's  compliance  with  the  applicable
Servicing Criteria for the period consisting of the preceding calendar year,  including  disclosure of any material  instance of  noncompliance  with respect thereto during such period,  which  assessment shall be based on the  activities  it performs  with respect to  asset-backed  securities  transactions  taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered  public  accounting firm has issued an attestation  report on the Company's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e)      A statement as to which of the  Servicing  Criteria,  if any, are not  applicable to the
Company,  which  statement  shall be based on the  activities  it performs  with  respect to  asset-backed securities  transactions  taken as a whole  involving the Company,  that are backed by the same asset type as the Mortgage Loans.

         Such  report  at  a  minimum  shall  address  each  of  the  Servicing  Criteria  specified  on a certification  substantially in the form of Exhibit O hereto delivered to the Purchaser  concurrently with the execution of this Agreement.

         With  respect to any  Mortgage  Loans  that are the  subject of a  Pass-Through  Transfer,  on or before  February 28 of each  calendar year  beginning in 2007,  the Company shall furnish to the Purchaser or its designee a report (an  "Attestation  Report") by a registered  public  accounting firm that attests to, and reports on, the  Assessment  of  Compliance  made by the Company,  as required by Rules 13a-18 and
15d-18 of the Exchange Act and Item 1122(b) of  Regulation  AB, which  Attestation  Report must be made in accordance  with standards for  attestation  reports  issued or adopted by the Public  Company  Accounting
Oversight Board.

         The Company  shall  cause each  Subservicer,  and each  Subcontractor  determined  by the Company pursuant to Section  11.19 to be  "participating  in the  servicing  function"  within the meaning of Item
1122 of Regulation  AB, to deliver to the  Purchaser  and any  Depositor an  assessment of compliance  and accountants' attestation as and when provided in Sections 6.07.

         If the Company  cannot  deliver the related  Assessment of Compliance  or  Attestation  Report by
February 28th of such year,  the Purchaser,  at its sole option,  may permit a cure period for the Company to deliver such Assessment of Compliance or Attestation  Report,  but in no event later than March 10th of such year.

         Failure  of the  Company  to timely  comply  with this  Section  6.07 shall be deemed an Event of
Default,  automatically,  without  notice and without any cure period,  and Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to damages, including  injunctive  relief and specific  performance,  terminate all the rights and  obligations of the
Company  under  this  Agreement  and in and to  the  Mortgage  Loans  and  the  proceeds  thereof  without compensating  the  Company  for the  same,  as  provided  in  Section  9.01.  Such  termination  shall  be considered  with cause pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supercede any other provision in this Agreement or any other agreement to the contrary.

         13.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 6.08:

         Section 6.08      Intent of the Parties; Reasonableness.

         The Purchaser and the Company  acknowledge  and agree that a purpose of Sections  3.01(p),  5.02,
6.04,  6.05,  6.07 and 11.18 of this  Agreement  is to  facilitate  compliance  by the  Purchaser  and any
Depositor  with the  provisions  of Regulation AB and related  rules and  regulations  of the  Commission.
Neither the Purchaser nor any Depositor  shall  exercise its right to request  delivery of  information or other  performance  under these provisions other than in good faith, or for purposes other than compliance with the Securities  Act, the Exchange Act and the rules and  regulations  of the  Commission  thereunder.
The Company  acknowledges that  interpretations of the requirements of Regulation AB may change over time, whether  due  to  interpretive  guidance  provided  by  the  Commission  or  its  staff,  consensus  among participants  in the  asset-backed  securities  markets,  advice of counsel,  or otherwise,  and agrees to comply with  requests  made by the  Purchaser or any  Depositor in good faith for delivery of  information under these provisions on the basis of evolving  interpretations  of Regulation AB. In connection with any
Pass-Through  Transfer,  the Company shall  cooperate fully with the Purchaser to deliver to the Purchaser
(including  any of its  assignees  or  designees)  and any  Depositor,  any and all  statements,  reports, certifications,  records  and any other  information  necessary  in the good  faith  determination  of the
Purchaser or any  Depositor to permit the  Purchaser or such  Depositor to comply with the  provisions  of
Regulation AB, together with such disclosures  relating to the Company,  any Subservicer,  any Third-Party
Originator and the Mortgage  Loans,  or the servicing of the Mortgage  Loans,  reasonably  believed by the
Purchaser or any Depositor to be necessary in order to effect such compliance.

         14.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by restating Section 11.18 in its entirety as follows:

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  "Reconstitution  Date")  at the
Purchaser's  sole option and with  Purchaser's  best efforts to provide notice to the Company fifteen (15)
days prior to the  Reconstitution  Date,  the  Purchaser  may effect  one or more  sales,  but in no event greater  than  three  (3) per  pool of  Mortgage  Loans  sold  under  the  related  Term  Sheet  (each,  a
"Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement,  without recourse, to:

         (a)      one or more third  party  purchasers  in one or more in whole loan  transfers  (each,  a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  Pass-Through
Transfers.

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially  in the form of  Exhibit D hereto,  or, at  Purchaser's  request,  a seller's  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement  in  form  and  substance  reasonably  acceptable  to  the  parties,  and in  connection  with a
Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the  parties,  (collectively  the  agreements  referred  to herein  are  designated,  the  "Reconstitution
Agreements").  It is  understood  that any such  Reconstitution  Agreements  will not  contain any greater obligations  on the part of Company than are  contained  in this  Agreement.  Notwithstanding  anything to the  contrary in this Section  11.18,  the Company  agrees that it is required to perform the  obligations described in Exhibit K hereto.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with  respect to all  reasonable  requests  and due  diligence  procedures;  (2) to  execute,  deliver and perform all Reconstitution  Agreements  required by the Purchaser;  (3) to restate the representations and warranties  set forth in this  Agreement  as of the  settlement  or closing date in  connection  with such
Reconstitution (each, a "Reconstitution Date").

         In addition,  the Company shall  provide to such servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

         (i)      any and all  information  and  appropriate  verification  of  information  which  may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

         (ii)     such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other participant;

         (iii)    within 5 Business Days after request by the Purchaser,  the information  with respect to the Company (as originator) and each  Third-Party  Originator of the Mortgage Loans as required under Item
1110(a)  and (b) of  Regulation  AB, a summary  of the  requirements  of which  has of the date  hereof is attached  hereto as Exhibit N for  convenience  of reference  only, as determined by Purchaser in its sole
reasonable  discretion.   If  requested  by  the  Purchaser,  this  will  include  information  about  the applicable credit-granting or underwriting criteria;

         (iv)     within 5 Business  Days after request by the  Purchaser,  to the extent that is required
Regulation AB, the Company shall provide,  to the extent that is reasonably  available to the Company (and not  otherwise  available  to the  Purchaser)  without  unreasonable  burden,  cost  or  expense  (or,  as applicable,  cause each  Third-Party  Originator to provide) Static Pool  Information  with respect to the mortgage  loans (of a similar type as the Mortgage  Loans,  as  reasonably  identified by the Purchaser as provided  below)  serviced by the Company or any  Third-Party  Originator for a period of 120 days or more and  originated by (i) the Company,  if the Company is an originator  of Mortgage  Loans  (including as an acquirer of Mortgage Loans from a Qualified  Correspondent),  and/or (ii) each  Third-Party  Originator in each case to the extent  such  mortgage  loans were  purchased  from the  Company by the  Purchaser.  Such
Static Pool Information  shall be prepared by the Company (or Third-Party  Originator) on the basis of its reasonable,  good faith  interpretation of the requirements of Item  1105(a)(1)-(3)  and (c) of Regulation
AB for such period of time the Company or Third-Party  Origination  serviced such mortgage  loans.  To the
extent  that  there  is  reasonably  available  to  the  Company  (or  Third-Party  Originator),   without
unreasonable  effort or expense Static Pool  Information with respect to more than one mortgage loan type, the  Purchaser  or any  Depositor  shall be entitled to specify  whether  some or all of such  information shall be provided  pursuant to this paragraph.  The content of such Static Pool  Information may be in the form customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.
Such Static Pool Information for each vintage  origination year or prior  securitized pool, as applicable, shall be presented in increments no less  frequently  than  quarterly  over the life of the mortgage loans included in the vintage  origination year or prior  securitized  pool. The most recent periodic  increment must be as of a date no later  than  135  days  prior  to the  date of the  prospectus  or other  offering document in which the Static Pool  Information is to be included or incorporated by reference.  The Static
Pool  Information  shall be  provided in an  electronic  format  that  provides a permanent  record of the information  provided,  such as a portable  document  format (pdf) file, or other such  electronic  format reasonably  required by the Purchaser or the Depositor,  as applicable.  The Purchaser agrees that it will cooperate  with the  Company and  provide  sufficient  and timely  notice of any  information  requirement
pertaining to a  Securitization  Transaction.   The Purchaser will make all reasonable  efforts to contain requests  for  information,  reports  or any  other  materials  to  items  required  for  compliance  with
Regulation AB, and will refrain from  requesting  information  that is not required for such  compliance.
The Purchaser  further agrees to provide the Company with Static Pool  Information  regarding the Mortgage
Loans to the same extent that the Company is required to provide Static Pool  Information  with respect to mortgage  loans  similar to the Mortgage  Loans  hereunder.  The Company  shall in good faith use its best efforts to supply the Static Pool Information required hereunder;  provided,  however, that failure of the
Company to perform such  obligations,  after  applying all good faith best efforts,  shall not result in a breach by the Company of the provisions of this Agreement;

         (v)      within 5 Business Days after request by the Purchaser,  information  with respect to the
Company  (as  servicer)  as  required  by  Item  1108(b)  and  (c) of  Regulation  AB,  a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit N for convenience of reference only,  as  determined by Purchaser in its sole  reasonable  discretion.  In the event that the Company has delegated  any  servicing  responsibilities  with  respect to the  Mortgage  Loans to a  Subservicer,  the
Company shall provide the information required pursuant to this clause with respect to the Subservicer;

         (vi)     within 5 Business Days after request by the Purchaser,
                  (a) information  regarding any legal  proceedings  pending (or known to be contemplated)
         against the Company (as  originator  and as servicer)  and each other  originator of the Mortgage
         Loans  and  each  Subservicer  as  required  by Item  1117 of  Regulation  AB, a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit N for  convenience of reference only, as determined by Purchaser in its sole reasonable discretion,
                  (b) information  regarding  affiliations  with respect to the Company (as originator and as servicer) and each other  originator of the Mortgage  Loans and each  Subservicer  as required by Item 1119(a) of Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit N for  convenience  of reference  only, as determined by Purchaser in its sole reasonable discretion, and
                  (c) information  regarding  relationships  and transactions  with respect to the Company
         (as  originator  and as  servicer)  and each  other  originator  of the  Mortgage  Loans and each
         Subservicer as required by Item 1119(b) and (c) of Regulation  AB, a summary of the  requirements of which as of the date  hereof is  attached  hereto as Exhibit N for  convenience  of  reference only, as determined by Purchaser in its sole reasonable discretion; and

         (vii)    if so requested by the Purchaser,  the Company shall provide (or, as  applicable,  cause each  Third-Party  Originator  to  provide),  at the  expense  of the  Purchaser  (to  the  extent  of any additional  incremental expense associated with delivery pursuant to this Agreement),  such statements and agreed-upon  procedures letters of certified public accountants  reasonably acceptable to the Purchaser or
Depositor,  as applicable,  pertaining to Static Pool Information  relating to prior securitized pools for securitizations  closed  on or after  January  1, 2006 or, in the case of  Static  Pool  Information  with respect to the  Company's or  Third-Party  Originator's  originations  or  purchases,  to calendar  months commencing  January 1, 2006, or to any financial  information  included in any other  disclosure  provided under this Section 11.18, as the Purchaser or such Depositor  shall  reasonably  request.  Such statements and  letters  shall be  addressed  to and be for the  benefit  of such  parties as the  Purchaser  or such
Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any  Depositor and any broker dealer acting as underwriter,  placement agent or initial  purchaser with respect to a Pass-Through
Transfer.  Any such  statement or letter may take the form of a standard,  generally  applicable  document accompanied by a reliance  letter  authorizing  reliance by the addressees  designated by the Purchaser or such Depositor.

         In the event of a conflict  or  inconsistency  between the terms of Exhibit N and the text of the applicable  Item of Regulation  AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

         The Company shall  indemnify the  Purchaser,  each  affiliate of the  Purchaser,  and each of the following parties participating in a Pass-Through  Transfer:  each sponsor and issuing entity; each Person responsible  for the  preparation,  execution  or  filing  of any  report  required  to be filed  with the
Commission with respect to such  Pass-Through  Transfer,  or for execution of a certification  pursuant to
Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through  Transfer;  each broker dealer acting as underwriter,  placement agent or initial  purchaser,  each Person who controls any of such parties or the Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange Act); and the respective present and former directors,  officers,  employees and agents of each of the  foregoing  and of the  Depositor,  and shall hold each of them  harmless from and against any losses,  damages,  penalties,  fines,  forfeitures,  legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

         (i)(A) any untrue  statement  of a material  fact  contained  or alleged to be  contained  in any information,  report,  certification,  accountants'  letter or other material  provided under this Section
11.18 by or on  behalf  of the  Company,  or  provided  under  this  Section  11.18 by or on behalf of any
Subservicer,  Subcontractor or Third-Party Originator  (collectively,  the "Company Information"),  or (B)
the  omission or alleged  omission  to state in the Company  Information  a material  fact  required to be stated in the Company  Information or necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading;  provided,  by way of  clarification,  that clause (B) of this paragraph  shall be construed  solely by reference to the Company  Information  and not to any other  information  communicated  in  connection  with a sale or  purchase of  securities,  without regard  to  whether  the  Company  Information  or any  portion  thereof  is  presented  together  with or separately from such other information;

         (ii)  any  failure  by the  Company,  any  Subservicer,  any  Subcontractor  or  any  Third-Party
Originator to deliver any information,  report, certification,  accountants' letter or other material when and as required  under this Section  11.18,  including any failure by the Company to identify  pursuant to
Section  11.19 any  Subcontractor  "participating  in the servicing  function"  within the meaning of Item
1122 of Regulation AB; or

         (iii) any breach by the Company of a  representation  or warranty set forth in Section 3.01 or in a writing  furnished  pursuant to Section  3.01(q) and made as of a date prior to the closing  date of the related  Pass-Through  Transfer,  to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing  furnished  pursuant to Section 3.01(q)
to the extent made as of a date subsequent to such closing date.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         15.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 11.19:

         Section 11.19. Use of Subservicers and Subcontractors.

         (a)      The Company  shall not hire or  otherwise  utilize the  services of any  Subservicer  to fulfill any of the  obligations  of the Company as servicer  under this  Agreement  or any  Reconstitution
Agreement  unless the Company  complies with the provisions of paragraph (b) of this Section.  The Company shall  not hire or  otherwise  utilize  the  services  of any  Subcontractor,  and shall  not  permit  any
Subservicer  to hire or  otherwise  utilize  the  services  of any  Subcontractor,  to fulfill  any of the obligations  of the Company as servicer under this Agreement or any  Reconstitution  Agreement  unless the
Company complies with the provisions of paragraph (d) of this Section.

         (b)      The Company  shall  cause any  Subservicer  used by the Company (or by any  Subservicer)
for the benefit of the  Purchaser  and any  Depositor  to comply with the  provisions  of this Section and with Sections  3.01(p),  3.01(s),  6.04,  6.05,  6.07 and 11.18 of this Agreement to the same extent as if such  Subservicer  were the  Company,  and to  provide  the  information  required  with  respect  to such
Subservicer  under Section 3.01(r) of this Agreement.  The Company shall be responsible for obtaining from each  Subservicer  and  delivering to the  Purchaser and any Depositor any Annual  Statement of Compliance
required to be delivered by such  Subservicer  under Section  6.04(a),  any  Assessment of Compliance  and
Attestation  Report  required  to be  delivered  by such  Subservicer  under  Section  6.07 and any Annual
Certification required under Section 6.04(b) as and when required to be delivered.

         (c)      The Company shall  promptly upon request  provide to the Purchaser and any Depositor (or any designee of the Depositor,  such as a master  servicer or  administrator)  a written  description  (in form and substance  satisfactory  to the  Purchaser  and such  Depositor) of the role and function of each
Subcontractor  utilized  by the  Company or any  Subservicer,  specifying  (i) the  identity  of each such
Subcontractor,  (ii) which (if any) of such  Subcontractors are "participating in the servicing  function"
within the meaning of Item 1122 of  Regulation  AB, and (iii) which  elements  of the  Servicing  Criteria will be addressed in  assessments  of compliance  provided by each  Subcontractor  identified  pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any  Subcontractor  determined to be "participating in the servicing  function"  within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor  used by the Company (or by any  Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the  provisions of Sections  6.07 and 11.18 of this  Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for  obtaining  from each
Subcontractor  and  delivering  to the Purchaser  and any  Depositor  any  Assessment  of  Compliance  and
Attestation  Report  required to be delivered by such  Subcontractor  under  Section 6.07, in each case as and when required to be delivered.

         16.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit L:

                                                     EXHIBIT L

                                           FORM OF COMPANY CERTIFICATION

         I,   [identify   certifying   individual],   certify  to  the  [Trustee]   [Seller]   [Securities
Administrator] [Mortgage Loan Seller] [Purchaser] and [Master Servicer] that:

         1.       Based on my  knowledge,  the  information  in the Annual  Statement of  Compliance,  the
[USAP Report]*  [Assessment of Compliance and Attestation  Report]** and all servicing reports,  officer's certificates  and other  information  provided by the Company  relating to the  servicing  of the Mortgage
Loans  taken as a whole,  do not  contain  any  untrue  statement  of a  material  fact or omit to state a material  fact  necessary to make the  statements  made,  in light of the  circumstances  under which such statements were made, not misleading as of the date of this certification;
         2.       Based on my knowledge,  the  information  in these reports,  taken as a whole,  does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in light of the  circumstances  under which such statements were made, not misleading as of the last day of the period covered by such servicing reports.

         3.       Based on my knowledge,  the servicing  information required to be provided to the Master
Servicer under the Agreement is included in these reports.

         4.       I  am  responsible  for  reviewing  the  activities  performed  the  Company  under  the
Agreement and based upon the review  required under the  Agreement,  and except as disclosed in the Annual
Statement of Compliance or the [USAP Report]*  [Assessment of Compliance and  Attestation  Report]**,  the
Company has fulfilled its obligations under the Agreement.

         5.       [I  have  disclosed  to  the  Master   Servicer's   certified  public   accountants  all
significant  deficiencies  relating to the Company's  compliance with the minimum  servicing  standards in accordance with a review conduced in compliance with the Uniform Single  Attestation  Program for Mortgage
Bankers  or  similar  standard  as set  forth  in the  Agreement.]*  [The  Assessment  of  Compliance  and
Attestation  Report of the Company have been  delivered to the Purchaser as required  under the Agreement.
Following  is a  list  of all  material  instances  of  noncompliance  described  in  the  Attestation  of
Compliance and Attestation Report (if none, state "none"):___________________________.]*
                                                     [COMPANY]

                                                     By:
                                                     Name:
                                                     Title:
                                                     Date:

*       To be used if a USAP Report is being delivered under the Agreement
**      To be used if an Assessment of Compliance and Attestation Report is being delivered under the Agreement

         17.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit M:

                                                EXHIBIT M

                                         SUMMARY OF REGULATION AB
                                            SERVICING CRITERIA

NOTE:  This  Exhibit M is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit M and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

(v)      General servicing considerations.

(A)      Policies and procedures  are  instituted to monitor any  performance or other triggers and events of default in accordance with the transaction agreements.

(B)      If any material  servicing  activities are  outsourced to third parties,  policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

(C)      Any  requirements in the transaction  agreements to maintain a back-up  servicer for the mortgage loans are maintained.

(D)      A fidelity bond and errors and omissions  policy is in effect on the party  participating  in the servicing  function  throughout the reporting  period in the amount of coverage  required by and otherwise in accordance with the terms of the transaction agreements.

(vi)     Cash collection and administration.

(A)      Payments on mortgage  loans are  deposited  into the  appropriate  custodial  bank  accounts  and related bank clearing accounts no more than two business days following  receipt,  or such other number of days specified in the transaction agreements.

(B)      Disbursements  made via wire  transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(C)      Advances of funds or  guarantees  regarding  collections,  cash flows or  distributions,  and any interest or other fees  charged for such  advances,  are made,  reviewed  and approved as specified in the transaction agreements.

(D)      The related accounts for the transaction,  such as cash reserve accounts or accounts  established as a form of  overcollateralization,  are  separately  maintained  (e.g.,  with respect to  commingling of cash) as set forth in the transaction agreements.

(E)      Each custodial account is maintained at a federally insured  depository  institution as set forth
in  the  transaction   agreements.   For  purposes  of  this  criterion,   "federally  insured  depository
institution"  with respect to a foreign financial  institution means a foreign financial  institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(F)      Unissued checks are safeguarded so as to prevent unauthorized access.

(G)      Reconciliations  are prepared on a monthly  basis for all  asset-backed  securities  related bank accounts,  including  custodial accounts and related bank clearing  accounts.  These  reconciliations  are
(A)  mathematically  accurate;  (B) prepared within 30 calendar days after the bank statement cutoff date, or such other  number of days  specified  in the  transaction  agreements;  (C)  reviewed  and approved by someone  other  than the  person  who  prepared  the  reconciliation;  and (D)  contain  explanations  for reconciling  items.  These  reconciling  items are  resolved  within 90  calendar  days of their  original identification, or such other number of days specified in the transaction agreements.

(vii)    Investor remittances and reporting.

(A)      Reports  to  investors,  including  those to be filed  with the  Commission,  are  maintained  in accordance with the transaction  agreements and applicable  Commission  requirements.  Specifically,  such reports (A) are  prepared  in  accordance  with  timeframes  and other terms set forth in the  transaction agreements;  (B) provide information  calculated in accordance with the terms specified in the transaction agreements;  (C) are filed with the  Commission  as required by its rules and  regulations;  and (D) agree with investors' or the trustee's  records as to the total unpaid principal  balance and number of mortgage loans serviced by the Servicer.

(B)      Amounts due to investors are allocated and remitted in accordance with  timeframes,  distribution priority and other terms set forth in the transaction agreements.

(C)      Disbursements  made to an  investor  are  posted  within  two  business  days  to the  Servicer's investor records, or such other number of days specified in the transaction agreements.

(D)      Amounts  remitted to investors per the investor  reports agree with  cancelled  checks,  or other form of payment, or custodial bank statements.

(viii)   Mortgage Loan administration.

(A)      Collateral  or  security  on  mortgage  loans  is  maintained  as  required  by  the  transaction agreements or related mortgage loan documents.

(B)      Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(C)      Any additions,  removals or  substitutions  to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(D)      Payments on mortgage loans,  including any payoffs,  made in accordance with the related mortgage loan  documents are posted to the  Servicer's  obligor  records  maintained no more than two business days after receipt,  or such other number of days  specified in the  transaction  agreements,  and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(E)      The  Servicer's  records  regarding  the mortgage  loans agree with the  Servicer's  records with respect to an obligor's unpaid principal balance.

(F)      Changes  with  respect  to the  terms or  status  of an  obligor's  mortgage  loans  (e.g.,  loan modifications  or re-agings) are made,  reviewed and approved by authorized  personnel in accordance  with the transaction agreements and related mortgage loan documents.

(G)      Loss mitigation or recovery actions (e.g.,  forbearance  plans,  modifications  and deeds in lieu of foreclosure,  foreclosures and repossessions,  as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(H)      Records  documenting  collection  efforts  are  maintained  during the period a mortgage  loan is delinquent  in  accordance  with the  transaction  agreements.  Such records are  maintained on at least a monthly basis,  or such other period  specified in the transaction  agreements,  and describe the entity's activities in monitoring  delinquent  mortgage  loans  including,  for example,  phone calls,  letters and
payment   rescheduling   plans  in  cases  where  delinquency  is  deemed  temporary  (e.g.,   illness  or
unemployment).

(I)      Adjustments  to interest  rates or rates of return for  mortgage  loans with  variable  rates are computed based on the related mortgage loan documents.

(J)      Regarding  any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor's mortgage loan documents,  on at least an annual basis, or such other period  specified in the  transaction  agreements;  (B) interest on such funds is paid, or credited, to obligors in accordance with  applicable  mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related  mortgage  loans, or such other number of days specified in the transaction agreements.

(K)      Payments made on behalf of an obligor  (such as tax or insurance  payments) are made on or before the related  penalty or  expiration  dates,  as  indicated  on the  appropriate  bills or notices for such payments,  provided  that such support has been  received by the Servicer at least 30 calendar  days prior to these dates, or such other number of days specified in the transaction agreements.

(L)      Any late  payment  penalties  in  connection  with any payment to be made on behalf of an obligor are paid from the  Servicer's  funds and not charged to the  obligor,  unless the late  payment was due to the obligor's error or omission.

(M)      Disbursements  made on behalf of an obligor are posted  within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

(N)      Delinquencies,  charge-offs and uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.

(O)      Any external  enhancement or other  support,  identified in Item  1114(a)(1)  through (3) or Item
1115 of Regulation AB, is maintained as set forth in the transaction agreements.

         18.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit N:

                                                EXHIBIT N

                             SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit N is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit N and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

         -Provide  static  pool  information  with  respect  to  mortgage  loans that were  originated  or purchased by the Company and which are of the same type as the Mortgage Loans.

         -Provide static pool information regarding  delinquencies,  cumulative losses and prepayments for prior securitized pools of the Company.

         -If the  Company  has less than 3 years  experience  securitizing  assets of the same type as the
Mortgage  Loans,  provide  the static  pool  information  by vintage  origination  years  regarding  loans originated or purchased by the Company,  instead of by prior securitized pool. A vintage  origination year represents mortgage loans originated during the same year.

         -Such static pool  information  shall be for the prior five years,  or for so long as the Company has been originating or purchasing (in the case of data by vintage  origination  year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

         -The static pool  information for each vintage  origination  year or prior  securitized  pool, as applicable,  shall be presented in monthly  increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

         -Provide summary  information for the original  characteristics of the prior securitized pools or vintage  origination years, as applicable and material,  including:  number of pool assets,  original pool balance,  weighted  average initial loan balance,  weighted  average  mortgage rate,  weighted average and minimum and maximum  FICO,  product  type,  loan  purpose,  weighted  average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

         Provide the following  information  with respect to each  servicer  that will service,  including interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the
Pass-Through Transfer:

         -a description of the Company's form of organization;

         -a description of how long the Company has been servicing  residential  mortgage loans; a general discussion  of the  Company's  experience  in  servicing  assets  of any  type as well as a more  detailed discussion of the  Company's  experience  in, and  procedures  for the servicing  function it will perform under this Agreement and any Reconstitution  Agreements;  information regarding the size,  composition and growth of the  Company's  portfolio  of  mortgage  loans of the type  similar  to the  Mortgage  Loans and information  on factors  related to the Company that may be material to any  analysis of the  servicing of the Mortgage Loans or the related asset-backed  securities,  as applicable,  including whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the Company,  whether any material  noncompliance with applicable  servicing criteria as to any other  securitization has been disclosed or reported by the Company,  and the extent of outsourcing the Company uses;

         -a description of any material  changes to the Company's  policies or procedures in the servicing function it will perform under this  Agreement and any  Reconstitution  Agreements  for mortgage  loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding the Company's  financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing  resulting  from such financial  condition  could have a material impact on the performance of the securities  issued in the  Pass-Through  Transfer,  or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved in  servicing  loans of the same type as the  Mortgage
Loans, and the Company's processes and procedures designed to address such factors;

         -statistical  information  regarding  principal and interest  advances made by the Company on the
Mortgage Loans and the Company's overall servicing portfolio for the past three years; and

         -the Company's process for handling delinquencies,  losses,  bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

         -Identify any originator or group of affiliated  originators that  originated,  or is expected to originate,  10% or more of the  mortgage  loans in any  loan  group in the  securitization  issued  in the
Pass-Through Transfer.

Item 1110(b)

         Provide  the  following  information  with  respect  to any  originator  or group  of  affiliated originators  that originated,  or is expected to originate,  20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

         -the Company's form of organization; and

         -a  description  of the Company's  origination  program and how long the Company has been engaged in originating  residential  mortgage loans,  which description must include a discussion of the Company's experience  in  originating  mortgage  loans  of the  same  type as the  Mortgage  Loans  and  information regarding the size and  composition of the Company's  origination  portfolio as well as  information  that may be  material  to an  analysis  of the  performance  of  the  Mortgage  Loans,  such  as the  Company's credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

         -describe  any legal  proceedings  pending  against the  Company or against any of its  property, including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

         -describe any  affiliations of the Company,  each other originator of the Mortgage Loans and each
Subservicer with the sponsor,  depositor,  issuing entity,  trustee,  any originator,  any other servicer, any  significant  obligor,  enhancement or support  provider or any other material  parties related to the
Pass-Through Transfer.

Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding entered  into  outside of the  ordinary  course of business  or on terms  other than those  obtained in an arm's length transaction with an unrelated third party, apart from the Pass-Through Transfer,  between the
Company,  each  other  originator  of the  Mortgage  Loans  and  each  Subservicer,  or  their  respective affiliates,  and the sponsor,  depositor or issuing  entity or their  respective  affiliates,  that exists currently  or has  existed  during the past two years,  that may be material  to the  understanding  of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding involving or relating to the Mortgage  Loans or the  Pass-Through  Transfer,  including the material terms and approximate dollar amount involved,  between the Company,  each other originator of the Mortgage Loans and each  Subservicer,  or their  respective  affiliates  and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

         19.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit O:

                                                EXHIBIT O

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment  of  compliance  to be delivered by [the  Company]  [Name of  Subservicer]  shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------------------- -----------------------
                                                                                               Applicable Servicing
                                     Servicing Criteria                                              Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer's records regarding the mortgage loans agree with the
                        Servicer's records with respect to an obligor's unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        ---------------------------------------------------------------------

----------------------- --------------------------------------------------------------------- -----------------------

                                                     [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                                     Date:    _________________________

                                                     By:      _________________________
                                                     Name:
                                                     Title:

         20.      Except as amended  above,  the Agreement  shall  continue to be in full force and effect in accordance with its terms.

         21.      This  Amendment  may be executed  by one or more of the parties  hereto on any number of separate  counterparts and of said  counterparts  taken together shall be deemed to constitute one and the same instrument.

                                         [SIGNATURE PAGES FOLLOW]

         IN WITNESS  WHEREOF,  the following  parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                                                              EMC MORTGAGE CORPORATION,
                                                                       as Purchaser

                                                              By: _______________________
                                                              Name:
                                                              Title:

                                                              FIRST HORIZON HOME LOAN CORPORATION
                                                                       Seller

                                                              By: _______________________
                                                              Name:
                                                              Title:

                                                              FIRST TENNESSEE MORTGAGE SERVICES, INC.
                                                                       Servicer

                                                              By: _______________________
                                                              Name:
                                                              Title:

                                                                                               EXHIBIT H-4

                                         EMC MORTGAGE CORPORATION
                                                Purchaser,

                                      HOMEBANC MORTGAGE CORPORATION

                                                 Company,

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                       Dated as of January 1, 2004

                                (Fixed and Adjustable Rate Mortgage Loans)

                                                ARTICLE I

Section 1.01     Defined Terms.............................................................................2

                                                ARTICLE II

                                               ARTICLE III

                                                ARTICLE IV

Section 4.08     Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage

                                                ARTICLE V

                                                ARTICLE VI

                                               ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably Required................................57

                                               ARTICLE VIII

                                                ARTICLE IX

Section 9.01     Events of Default........................................................................61
Section 9.02     Waiver of Defaults.......................................................................62

                                                ARTICLE X

Section 10.01     Termination.............................................................................62
                                                ARTICLE XI

EXHIBITS
   A                    Contents of Mortgage File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                    [reserved]
   G                    Request for Release of Documents and Receipt
   H                    Company's Underwriting Guidelines
   I                    Form of Term Sheet

         This is a  Purchase,  Warranties  and  Servicing  Agreement,  dated as of  January 1, 2004 and is executed  between EMC MORTGAGE  CORPORATION,  as Purchaser,  with offices  located at Mac Arthur Ridge II,
909  Hidden  Ridge  Drive,  Suite 200,  Irving,  Texas  75038 (the  "Purchaser"),  and  HomeBanc  Mortgage
Corporation,  with its executive  offices located at 2002 Summit Boulevard,  Suite 100, Atlanta,  GA 30319
(the "Company").

                                          W I T N E S S E T H :

         WHEREAS,  the  Purchaser has  heretofore  agreed to purchase from the Company and the Company has heretofore  agreed to sell to the  Purchaser,  from time to time,  certain  Mortgage  Loans on a servicing retained basis;

         WHEREAS,  each of the Mortgage  Loans is secured by a mortgage,  deed of trust or other  security instrument  creating a first lien on a residential  dwelling located in the jurisdiction  indicated on the
Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

         WHEREAS,  the Purchaser and the Company wish to prescribe the  representations  and warranties of the Company with respect to itself and the Mortgage  Loans and the  management,  servicing  and control of the Mortgage Loans;

         NOW,  THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the Purchaser and the Company agree as follows:

                                                ARTICLE I

                                               DEFINITIONS

         Section 1.01  Defined Terms.

         Whenever used in this Agreement,  the following words and phrases,  unless the context  otherwise requires, shall have the following meaning specified in this Article:

         Accepted  Servicing  Practices:  With  respect to any Mortgage  Loan,  those  mortgage  servicing practices  (including  collection  procedures)  of prudent  mortgage  banking  institutions  which service mortgage  loans of the same type as such Mortgage  Loan in the  jurisdiction  where the related  Mortgaged
Property is located,  and which are in accordance with Fannie Mae servicing practices and procedures,  for
MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

         Adjustment  Date:  As to each  adjustable  rate  Mortgage  Loan,  the date on which the  Mortgage
Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agreement:  This Purchase,  Warranties  and Servicing  Agreement  including all exhibits  hereto, amendments hereof and supplements hereto.

         Appraised Value:  With respect to any Mortgaged  Property,  the value thereof as determined by an appraisal  made for the  originator of the Mortgage Loan at the time of  origination  of the Mortgage Loan by an appraiser  who met the  requirements  of the Company and Fannie Mae, or as  determined  by use of an
AVM,  provided,  however,  that the use of an AVM shall be  permitted  only upon the  presentation  by the
Company to the  Purchaser  of an  approval  letter  acceptable  to the  Purchaser  from each of the Rating
Agencies,  which  letters  shall  state that use of an AVM shall have no  adverse  effect in any  material respect on the interests of any certificateholder of the related securitization.

         Assignment:  An  individual  assignment  of  the  Mortgage,  notice  of  transfer  or  equivalent instrument,  in  recordable  form,  sufficient  under the laws of the  jurisdiction  wherein  the  related
Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         BIF:  The Bank Insurance Fund, or any successor thereto.

         Business  Day:  Any day other  than:  (i) a Saturday  or Sunday,  or (ii) a legal  holiday in the
State  of New York or  Georgia,  or (iii) a day on which  banks in the  State of New York or  Georgia  are authorized or obligated by law or executive order to be closed.

         Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Code:             The Internal Revenue Code of 1986, or any successor statute thereto.

         Company:  HomeBanc Mortgage  Corporation  their successors in interest and assigns,  as permitted by this Agreement.

         Company's Officer's  Certificate:  A certificate signed by the Chairman of the Board,  President, any Vice  President  or  Treasurer  of Company  stating the date by which  Company  expects to receive any missing documents sent for recording from the applicable recording office.

         Condemnation  Proceeds:  All awards or  settlements in respect of a Mortgaged  Property,  whether permanent or temporary,  partial or entire,  by exercise of the power of eminent  domain or  condemnation, to the extent not  required  to be released to a  Mortgagor  in  accordance  with the terms of the related
Mortgage Loan Documents.

         Confirmation:  The  trade  confirmation  letter  between  the  Purchaser  and the  Company  which relates to the Mortgage Loans.

         Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit  occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op Loan:  A Mortgage  Loan secured by the pledge of stock  allocated  to a dwelling  unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Current Appraised Value:   With  respect  to  any  Mortgaged  Property,   the  value  thereof  as
determined by an appraisal made for the Company (by an appraiser who met the  requirements  of the Company and  Fannie  Mae),  or  through  the use of an AVM,  at the  request  of a  Mortgagor  for the  purpose of canceling  a Primary  Mortgage  Insurance  Policy in  accordance  with  federal,  state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

         Current LTV:      The ratio of the Stated  Principal  Balance of a Mortgage  Loan to the  Current
Appraised Value of the Mortgaged Property.

         Custodial  Account:  Each separate demand account or accounts created and maintained  pursuant to
Section  4.04 which  shall be entitled  "HBMC  Custodial  Account,  in trust for the  Purchaser,  Owner of
Adjustable  Rate  Mortgage  Loans" and shall be  established  in an Eligible  Account,  in the name of the
Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Custodian:  With respect to any Mortgage Loan,  the entity stated on the related Term Sheet,  and its successors and assigns, as custodian for the Purchaser.

         Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Determination  Date:  The 15th day (or if such 15th day is not a Business  Day,  the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

         Due  Date:  The day of the  month  on  which  the  Monthly  Payment  is due on a  Mortgage  Loan, exclusive of any days of grace, which is the first day of the month.

         Due Period:  With respect to any  Remittance  Date,  the period  commencing  on the second day of the month  preceding  the month of such  Remittance  Date and  ending on the first day of the month of the
Remittance Date.

         Eligible  Account:  An account  established  and  maintained:  (i) within FDIC  insured  accounts created,  maintained and monitored by the Company so that all funds  deposited  therein are fully insured, or (ii) as a trust  account with the  corporate  trust  department  of a depository  institution  or trust company  organized  under the laws of the United States of America or any one of the states thereof or the
District of Columbia  which is not  affiliated  with the  Company (or any  sub-servicer)  or (iii) with an
entity  which  is  an   institution   whose   deposits  are  insured  by  the  FDIC,   the  unsecured  and
uncollateralized  long-term  debt  obligations of which shall be rated "A2" or higher by Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable  Rating
Agency,  and which is either (a) a federal savings  association  duly organized,  validly  existing and in good standing under the federal banking laws, (b) an institution  duly organized,  validly existing and in good standing under the applicable  banking laws of any state,  (c) a national banking  association  under the federal banking laws, or (d) a principal  subsidiary of a bank holding  company,  or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities,  the equivalent  required  ratings of each Rating  Agency,  and held such that the rights of the Purchaser  and the owner of the Mortgage  Loans shall be fully protected  against the claims of any creditors of the Company (or any  sub-servicer) and of any creditors or depositors  of the  institution  in which such account is maintained or (v) in a separate non-trust  account  without  FDIC or other  insurance  in an  Eligible  Institution.  In the event  that a
Custodial  Account is established  pursuant to clause (iii),  (iv) or (v) of the preceding  sentence,  the
Company shall provide the  Purchaser  with written  notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

         Eligible  Institution:  An institution  having (i) the highest short-term debt rating, and one of the two highest  long-term  debt  ratings of each Rating  Agency;  or (ii) with  respect to any  Custodial
Account,  an unsecured  long-term debt rating of at least one of the two highest unsecured  long-term debt ratings of each Rating Agency.

         Equity  Take-Out  Refinanced  Mortgage  Loan:  A Refinanced  Mortgage  Loan the proceeds of which were in excess of the  outstanding  principal  balance  of the  existing  mortgage  loan as defined in the
Fannie Mae Guide(s).

         Escrow  Account:  Each separate  trust  account or accounts  created and  maintained  pursuant to
Section  4.06  which  shall be  entitled  "HBMC  Escrow  Account,  in trust  for the  Purchaser,  Owner of
Adjustable Rate Mortgage Loans, and various  Mortgagors" and shall be established in an Eligible  Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Escrow  Payments:  With respect to any Mortgage  Loan,  the amounts  constituting  ground  rents, taxes,  assessments,  water rates, sewer rents, municipal charges,  mortgage insurance premiums,  fire and hazard insurance  premiums,  condominium  charges,  and any other payments  required to be escrowed by the
Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

         Fannie Mae:       The Federal National Mortgage Association, or any successor thereto.

         Fannie Mae  Guide(s):  The Fannie Mae Selling  Guide and the Fannie Mae  Servicing  Guide and all
amendments or additions thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

         FHLMC Guide:  The FHLMC  Single  Family  Seller/Servicer  Guide and all  amendments  or additions thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         GAAP:  Generally accepted accounting principles, consistently applied.

         HUD:  The United States Department of Housing and Urban Development or any successor thereto.

         Index:  With  respect  to  any  adjustable  rate  Mortgage  Loan,  the  index  identified  on the
Mortgage  Loan  Schedule and set forth in the related  Mortgage  Note for the purpose of  calculating  the interest rate thereon.

         Initial Rate Cap: As to each  adjustable  rate  Mortgage  Loan,  where  applicable,  the  maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

         Insurance  Proceeds:  With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

         Interest  Only  Mortgage  Loan: A Mortgage  Loan for which an  interest-only  payment  feature is allowed during the period prior to the first Adjustment Date.

         Lender Paid Mortgage  Insurance  Rate:  The Lender Paid Mortgage  Insurance  Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

         Lender Primary Mortgage Insurance Policy:   Any Primary Mortgage Insurance Policy for which
premiums are paid by the Company.

         Lifetime  Rate Cap: As to each  adjustable  rate Mortgage  Loan,  the maximum  Mortgage  Interest
Rate over the term of such Mortgage Loan.

         Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage
Loan,  whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise.

         Loan-to-Value  Ratio or LTV:  With  respect  to any  Mortgage  Loan,  the  ratio of the  original outstanding  principal  amount of the Mortgage Loan, to (i) the Appraised Value of the Mortgaged  Property
as of the  Origination  Date with  respect  to a  Refinanced  Mortgage  Loan,  and (ii) the  lesser of the
Appraised  Value  of the  Mortgaged  Property  as of the  Origination  Date or the  purchase  price of the
Mortgaged Property with respect to all other Mortgage Loans.

         Margin:  With respect to each  adjustable  rate Mortgage  Loan, the fixed  percentage  amount set forth  in each  related  Mortgage  Note  which is added to the  Index in order to  determine  the  related
Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

         Master Servicer:  Wells Fargo Bank Minnesota,  National  Association,  its successors in interest and assigns, or any successor thereto designated by the Purchaser.

         MERS:  Mortgage  Electronic  Registration  Systems,  Inc., a  corporation  organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS® System.

         MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

         MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

         MOM Loan:  Any Mortgage Loan as to which MERS is acting as  mortgagee,  solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         Monthly  Advance:  The  aggregate  of the  advances  made by the Company on any  Remittance  Date pursuant to Section 5.03.

         Monthly  Payment:  The scheduled  monthly  payment of principal and interest on a Mortgage  Loan, or in the case of an  Interest  Only  Mortgage  Loan,  payments of (i)  interest,  or (ii)  principal  and interest,  if applicable,  on a Mortgage Loan which is payable by a Mortgagor  under the related  Mortgage
Note.

         Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a  Mortgage  Note  which creates a first lien on an  unsubordinated  estate in fee simple in real  property  securing  the Mortgage
Note.

         Mortgage  File:  The  mortgage  documents  pertaining  to a  particular  Mortgage  Loan which are specified  in Exhibit A hereto and any  additional  documents  required to be added to the  Mortgage  File pursuant to this Agreement.

         Mortgage  Impairment  Insurance Policy: A mortgage  impairment or blanket hazard insurance policy as required by Section 4.11.

         Mortgage  Interest Rate: The annual rate at which  interest  accrues on any Mortgage Loan,  which may be  adjusted  from  time to time  for an  adjustable  rate  Mortgage  Loan,  in  accordance  with  the provisions of the related Mortgage Note.

         Mortgage  Loan:  An  individual  mortgage  loan  which is the  subject  of this  Agreement,  each
Mortgage  Loan  originally  sold and subject to this  Agreement  being  identified  on the  Mortgage  Loan
Schedule  attached  to the related  Term Sheet,  which  Mortgage  Loan  includes  without  limitation  the
Mortgage File, the Monthly Payments, Principal Prepayments,  Liquidation Proceeds,  Condemnation Proceeds,
Insurance Proceeds,  REO Disposition Proceeds,  and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

         Mortgage Loan Documents:  The documents listed in Exhibit A.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the  Purchaser,  which shall be equal to the Mortgage  Interest  Rate minus the  Servicing Fee
Rate minus the Lender Paid Mortgage Insurance Rate.

         Mortgage Loan Schedule:  The schedule of Mortgage  Loans annexed to the related Term Sheet,  such schedule  setting  forth the  following  information  with  respect to each  Mortgage  Loan in the related
Mortgage Loan Package:

         (1)      the Company's Mortgage Loan identifying number;

         (2)      the Mortgagor's first and last name;

         (3)      the street address of the Mortgaged Property including the city, state and zip code;

         (4)      a code indicating  whether the Mortgaged  Property is  owner-occupied,  a second home or an investor property;

         (5)      the type of residential property constituting the Mortgaged Property;

         (8)      the original months to maturity of the Mortgage Loan;

         (9)      the  remaining  months  to  maturity  from  the  related  Cut-off  Date,  based  on the  original amortization  schedule  and, if  different,  the  maturity  expressed  in the same manner but based on the actual amortization schedule;

         (8)      the  Sales  Price,  if  applicable,   Appraised  Value  and   Loan-to-Value   Ratio,  at
origination;

         (9)      the Mortgage  Interest Rate as of origination  and as of the related  Cut-off Date; with respect to each  adjustable  rate Mortgage Loan, the initial  Adjustment  Date, the next  Adjustment  Date immediately  following the related  Cut-off  Date,  the Index,  the Margin,  the Initial Rate Cap, if any,
Periodic  Rate Cap, if any,  minimum  Mortgage  Interest Rate under the terms of the Mortgage Note and the
Lifetime Rate Cap;

         (10)     the Origination Date of the Mortgage Loan;

         (11)     the stated maturity date;

         (12)     the amount of the Monthly Payment at origination;

         (13)     the amount of the Monthly Payment as of the related  Cut-off Date;

         (14)     the original principal amount of the Mortgage Loan;

         (15)     the  scheduled  Stated  Principal  Balance  of the  Mortgage  Loan  as of the  close  of business on the related  Cut-off  Date,  after  deduction  of payments of  principal  due on or before the related Cut-off Date whether or not collected;

         (16) a code  indicating  the  purpose  of the  Mortgage  Loan  (i.e.,  purchase,  rate  and  term refinance, equity take-out refinance);

         (17) a code indicating the documentation style (i.e. full, alternative, etc.);

         (18)     the number of times during the twelve (12) month period  preceding  the related  Closing
Date that any Monthly Payment has been received after the month of its scheduled due date;

         (19)     the date on which the first payment is or was due;

         (21)     a code  indicating  whether  or not  the  Mortgage  Loan is the  subject  of a  Primary  Mortgage
                  Insurance Policy and the name of the related insurance carrier;

         (21)     a code  indicating  whether or not the Mortgage  Loan is currently  convertible  and the conversion spread;

         (22)     the  last Due Date on  which a  Monthly  Payment  was  actually  applied  to the  unpaid principal balance of the Mortgage Loan.

         (23)     product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

         (25)     credit score and/or mortgage score, if applicable;

         (26)     a code  indicating  whether or not the  Mortgage  Loan has a  prepayment  penalty  and if so, the amount and term thereof;

         (27)     the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

         (28)     a code  indicating  whether the Mortgage  Loan is a MERS  Mortgage  Loan and the MERS number,  if applicable; and

         (28)     a code  indicating  whether or not the Mortgage Loan is the subject of a Lender  Primary
Mortgage  Insurance  Policy and the name of the related  insurance  carrier  and the Lender Paid  Mortgage
Insurance Rate;

         With respect to the Mortgage Loans in the aggregate,  the Mortgage Loan Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

         (1)      the number of Mortgage Loans;

         (2)      the current aggregate outstanding principal balance of the Mortgage Loans;

         (3)      the weighted average Mortgage Interest Rate of the Mortgage Loans;

         (4)      the weighted average maturity of the Mortgage Loans; and

         (5)      the weighted average months to next Adjustment Date;

         Mortgage  Note:  The note or other  evidence  of the  indebtedness  of a  Mortgagor  secured by a
Mortgage.

         Mortgaged  Property:  The  underlying  real  property  securing  repayment  of a  Mortgage  Note, consisting  of a single  parcel of real  estate or  contiguous  parcels of real  estate  bearing one legal description  and tax  assessment  number and  considered  to be real estate under the laws of the state in which such real property is located  which may include  condominium  units and planned unit  developments, improved by a residential  dwelling;  except that with respect to real property  located in  jurisdictions in which the use of  leasehold  estates  for  residential  properties  is a  widely-accepted  practice,  a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

         Mortgagor:  The obligor on a Mortgage Note.

         Net  Liquidation  Proceeds:  As to any Mortgage Loan,  Liquidation  Proceeds net of  unreimbursed
Servicing  Advances,  Servicing  Fees and  Monthly  Advances  and  expenses  incurred  by the  Company  in connection with the liquidation of the Mortgage Loan and the related Mortgaged Property.

         Nonrecoverable  Advance:  Any advance  previously made by the Company pursuant to Section 5.03 or any  Servicing  Advance  which,  in  the  good  faith  judgment  of the  Company,  may  not be  ultimately recoverable  by the Company from  Liquidation  Proceeds or  otherwise.  The  determination  by the Company that it has made a Nonrecoverable  Advance,  shall be evidenced by an Officer's Certificate of the Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.

         OCC:  Office of the Comptroller of the Currency, its successors and assigns.

         Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board,  the  President,  a Senior  Vice  President  or a Vice  President  or by the  Treasurer  or the
Secretary or one of the Assistant  Treasurers or Assistant  Secretaries  of the Company,  and delivered to the Purchaser as required by this Agreement.

         Opinion  of  Counsel:  A written  opinion  of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

         Origination  Date:  The  date  on  which a  Mortgage  Loan  funded,  which  date  shall  not,  in connection with a Refinanced  Mortgage Loan, be the date of the funding of the debt being refinanced,  but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

         OTS:  Office of Thrift Supervision, its successors and assigns.

         Periodic Rate Cap: As to each  adjustable  rate Mortgage Loan,  the maximum  increase or decrease in the Mortgage  Interest Rate on any Adjustment  Date, as set forth in the related  Mortgage Note and the related Mortgage Loan Schedule.

         Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations of, and obligations  fully  guaranteed by the United States of  America  or any  agency or  instrumentality  of the  United  States of  America  the obligations  of which are backed by the full  faith and  credit of the United  States of
                  America;

         (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii)  repurchase  obligations  with a term  not to  exceed  thirty  (30)  days and with respect  to (a) any  security  described  in clause  (i) above and  entered  into with a depository  institution  or trust  company  (acting as  principal)  described  in clause
                  (ii)(a) above;

                  (iv)  securities  bearing  interest  or sold at a  discount  issued  by any  corporation incorporated  under the laws of the United  States of America or any state  thereof that are rated in one of the two  highest  rating  categories  by each  Rating  Agency at the time of such  investment  or  contractual  commitment  providing  for  such  investment;
                  provided,  however,  that securities  issued by any particular  corporation  will not be
                  Permitted  Investments  to the  extent  that  investments  therein  will  cause the then outstanding  principal  amount  of  securities  issued by such  corporation  and held as
                  Permitted  Investments to exceed 10% of the aggregate  outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

                  (v) commercial  paper  (including  both  non-interest-bearing  discount  obligations and interest-bearing  obligations  payable  on demand or on a  specified  date not more than one year after the date of issuance  thereof)  which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi)  any  other  demand,  money  market  or  time  deposit,  obligation,   security  or
                  investment  as may be  acceptable  to each Rating Agency as evidenced in writing by each
                  Rating Agency; and

                  (vii) any money market  funds the  collateral  of which  consists of  obligations  fully guaranteed  by the United  States of America  or any  agency or  instrumentality  of the
                  United  States of  America  the  obligations  of which are  backed by the full faith and credit of the  United  States of  America  (which  may  include  repurchase  obligations secured by  collateral  described  in clause (i)) and other  securities  and which money market  funds are  rated in one of the two  highest  rating  categories  by each  Rating
                  Agency.

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such  instrument or if such security  provides for payment of both  principal and interest with a yield to maturity  in  excess  of 120% of the  yield  to  maturity  at par or if such  investment  or  security  is purchased at a price greater than par.

         Person:  Any  individual,  corporation,  partnership,  joint  venture,  association,  joint-stock company,  limited liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

         Prepayment  Interest  Shortfall:  With respect to any  Remittance  Date,  for each  Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment  Period, an amount equal to the excess of one month's  interest at the applicable  Mortgage Loan Remittance Rate on the amount of such
Principal  Prepayment  over the  amount of  interest  (adjusted  to the  Mortgage  Loan  Remittance  Rate)
actually paid by the related Mortgagor with respect to such Prepayment Period.

         Prepayment Period:         With respect to any Remittance  Date, the calendar month preceding the month in which such Remittance Date occurs.

         Primary Mortgage Insurance Policy:  Each primary policy of mortgage  insurance  represented to be in effect  pursuant  to Section  3.02(hh),  or any  replacement  policy  therefor  obtained by the Company pursuant to Section 4.08.

         Prime  Rate:  The prime rate  announced  to be in effect  from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

         Principal  Prepayment:  Any payment or other  recovery of  principal  on a Mortgage  Loan full or partial  which is received in advance of its  scheduled  Due Date,  including  any  prepayment  penalty or premium  thereon and which is not  accompanied by an amount of interest  representing  scheduled  interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price:  As defined in Section 2.02.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified Appraiser:  An appraiser,  duly appointed by the Company,  who had no interest,  direct or  indirect  in  the  Mortgaged  Property  or in any  loan  made  on  the  security  thereof,  and  whose compensation  is not affected by the approval or  disapproval of the Mortgage Loan, and such appraiser and the  appraisal  made by such  appraiser  both  satisfy  the  requirements  of Title XI of  FIRREA  and the regulations  promulgated  thereunder and the  requirements of Fannie Mae, all as in effect on the date the
Mortgage Loan was originated.

         Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly  authorized and licensed in such states to transact the applicable  insurance business and to write the insurance  provided,  approved as an insurer by Fannie Mae or FHLMC.

         Rating  Agency:  Standard  &  Poor's,  Fitch,  Inc.  or,  in the  event  that  some or all of the ownership of the Mortgage Loans is evidenced by  mortgage-backed  securities,  the  nationally  recognized rating agencies issuing ratings with respect to such securities, if any.

         Refinanced  Mortgage  Loan:  A  Mortgage  Loan  which  was  made to a  Mortgagor  who  owned  the
Mortgaged  Property prior to the  origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

         REMIC: A "real estate  mortgage  investment  conduit," as such term is defined in Section 860D of the Code.

         REMIC Provisions:  The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance  Date:  The 18th day of any month,  beginning  with the First  Remittance  Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO  Disposition  Proceeds:  Amounts  received  by the Company in  connection  with a related REO
Disposition.

         REO  Property:  A  Mortgaged  Property  acquired  by the  Company on behalf of the  Purchaser  as described in Section 4.13.

         Repurchase  Price:  With  respect to any  Mortgage  Loan, a price equal to (i) the product of the greater  of  100%  or the  percentage  of par as  stated  in the  Confirmation  multiplied  by the  Stated
Principal  Balance of such Mortgage Loan on the repurchase  date,  plus (ii) interest on such  outstanding principal  balance at the Mortgage  Loan  Remittance  Rate from the last date through  which  interest has been paid and  distributed  to the  Purchaser  to the end of the month of  repurchase,  plus,  (iii) third party  expenses  incurred in  connection  with the transfer of the Mortgage Loan being  repurchased;  less amounts  received  or advanced in respect of such  repurchased  Mortgage  Loan which are being held in the
Custodial Account for distribution in the month of repurchase.

         SAIF:  The Savings Association Insurance Fund, or any successor thereto.

         Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses
(including  reasonable  attorneys' fees and  disbursements)  incurred in the performance by the Company of its servicing obligations,  including,  but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged  Property,  (b) any enforcement,  administrative or judicial  proceedings, or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not
limited  to,  foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior  lienholders,  and other legal actions incidental to the servicing of the Mortgage
Loans (provided that such expenses are reasonable and that the Company  specifies the Mortgage  Loan(s) to which such expenses relate and, upon Purchaser's request,  provides documentation  supporting such expense
(which  documentation  would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial  proceeding does not arise out of a breach of any  representation,  warranty or covenant of the Company  hereunder),  (c) the management and liquidation of the Mortgaged  Property if the
Mortgaged Property is acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments, water rates,  sewer rates and other charges  which are or may become a lien upon the  Mortgaged  Property, and Primary Mortgage  Insurance Policy premiums and fire and hazard insurance  coverage,  (e) any expenses reasonably  sustained  by the  Company  with  respect to the  liquidation  of the  Mortgaged  Property  in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

         Servicing  Fee:  With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of (a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.
Such fee  shall be  payable  monthly,  computed  on the  basis of the same  principal  amount  and  period respecting  which any related  interest  payment on a Mortgage  Loan is computed.  The  obligation  of the
Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the interest  portion of such  Monthly  Payment  collected  by the Company,  or as  otherwise  provided  under
Section 4.05 and in accordance with the Fannie Mae Guide(s).

         Servicing Fee Rate:  As set forth in the Term Sheet.

         Servicing  File:  With respect to each Mortgage  Loan,  the file  retained by the Company,  which may be in electronic  media so long as original  documents are not required for purposes of realization of
Liquidation Proceeds,  REO Disposition Proceeds,  Condemnation Proceeds or Insurance Proceeds,  consisting of all  documents in the Mortgage  File which are not  delivered to the  Purchaser  and the Mortgage  Loan
Documents  listed in Exhibit A, the originals of such Mortgage Loan  Documents  which are delivered to the
Purchaser or its designee pursuant to Section 2.04.

         Servicing   Officer:   Any  officer  of  the  Company   involved  in,  or  responsible  for,  the
administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each  Mortgage Loan as of any date of  determination,  (i) the principal  balance of such  Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date,  whether or not received,  minus (ii) all amounts  previously  distributed  to the  Purchaser  with respect to the Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

         Subservicer:   Any  subservicer   which  is  subservicing   the  Mortgage  Loans  pursuant  to  a
Subservicing Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         Subservicing  Agreement:  An  agreement  between the Company and a  Subservicer,  if any, for the servicing of the Mortgage Loans.

         Term Sheet:  A  supplemental  agreement in the form  attached  hereto as Exhibit I which shall be executed and  delivered by the Company and the  Purchaser to provide for the sale and  servicing  pursuant to the terms of this  Agreement  of the  Mortgage  Loans  listed on  Schedule  I attached  thereto,  which supplemental  agreement shall contain certain specific  information relating to such sale of such Mortgage
Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                                ARTICLE II

                         PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                              RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                 BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                   DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01      Agreement to Purchase.

         The Company  agrees to sell and the  Purchaser  agrees to purchase the  Mortgage  Loans having an aggregate Stated  Principal  Balance on the related Cut-off Date set forth in the related Term Sheet in an amount as set forth in the  Confirmation,  or in such  other  amount  as agreed by the  Purchaser  and the
Company as evidenced by the actual aggregate  Stated  Principal  Balance of the Mortgage Loans accepted by the  Purchaser on the related  Closing Date,  with  servicing  retained by the Company.  The Company shall deliver the related  Mortgage Loan Schedule  attached to the related Term Sheet for the Mortgage  Loans to be purchased  on the related  Closing  Date to the  Purchaser at least two (2) Business  Days prior to the related  Closing Date. The Mortgage Loans shall be sold pursuant to this  Agreement,  and the related Term
Sheet shall be executed and delivered on the related Closing Date.

         Section 2.02      Purchase Price.

         The  Purchase  Price  for each  Mortgage  Loan  shall be the  percentage  of par as stated in the
Confirmation  (subject to adjustment as provided therein),  multiplied by the Stated Principal Balance, as of the related  Cut-off Date, of the Mortgage Loan listed on the related  Mortgage Loan Schedule  attached to the related  Term Sheet,  after  application  of scheduled  payments of principal  due on or before the related Cut-off Date whether or not collected.

         In addition to the Purchase  Price as described  above,  the Purchaser  shall pay to the Company, at closing,  accrued  interest on the Stated  Principal  Balance of each  Mortgage  Loan as of the related
Cut-off Date at the Mortgage Loan  Remittance  Rate of each  Mortgage  Loan from the related  Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price plus accrued  interest as set forth in the preceding  paragraph  shall be paid on the related Closing Date by wire transfer of immediately available funds.

          Purchaser  shall be entitled to (1) all scheduled  principal due after the related Cut-off Date,
(2) all other recoveries of principal  collected on or after the related Cut-off Date (provided,  however, that all scheduled  payments of principal  due on or before the related  Cut-off Date and collected by the
Company or any successor  servicer  after the related  Cut-off Date shall belong to the Company),  and (3)
all payments of interest on the Mortgage  Loans net of  applicable  Servicing  Fees (minus that portion of any such payment  which is allocable to the period prior to the related  Cut-off  Date).  The  outstanding principal  balance of each Mortgage Loan as of the related  Cut-off Date is determined  after  application of payments of principal  due on or before the related  Cut-off Date  whether or not  collected,  together with any  unscheduled  principal  prepayments  collected  prior to the  related  Cut-off  Date;  provided, however,  that  payments of scheduled  principal  and  interest  prepaid for a Due Date beyond the related
Cut-off Date shall not be applied to the principal  balance as of the related  Cut-off Date.  Such prepaid amounts shall be the property of the  Purchaser.  The Company shall deposit any such prepaid  amounts into the Custodial  Account,  which  account is  established  for the benefit of the  Purchaser for  subsequent remittance by the Company to the Purchaser.

         Section 2.03      Servicing of Mortgage Loans.

         Simultaneously  with the  execution  and  delivery  of each Term Sheet,  the Company  does hereby agree to directly  service the Mortgage  Loans listed on the related  Mortgage Loan  Schedule  attached to the related Term Sheet subject to the terms of this  Agreement  and the related Term Sheet.  The rights of the  Purchaser to receive  payments  with respect to the related  Mortgage  Loans shall be as set forth in this Agreement.

         Section 2.04      Record Title and Possession of Mortgage
Files; Maintenance of Servicing Files.

         As of the related Closing Date, the Company sold,  transferred,  assigned,  set over and conveyed to the  Purchaser,  without  recourse,  and the Company  hereby  acknowledges  that the Purchaser has, but subject to the terms of this  Agreement and the related Term Sheet,  all the right,  title and interest of the Company in and to the  Mortgage  Loans.  Company  will  deliver the  Mortgage  Files to the  Custodian designated  by  Purchaser,  on or before the related  Closing  Date,  at the expense of the  Company.  The
Company  shall  maintain a Servicing  File,  which shall  contain all  documents  necessary to service the
Mortgage  Loans.  The  possession of each  Servicing  File by the Company is at the will of the Purchaser, for the sole purpose of servicing the related  Mortgage  Loan,  and such  retention and  possession by the
Company is in a custodial  capacity  only.  From the related  Closing Date, the ownership of each Mortgage
Loan,  including  the Mortgage  Note,  the  Mortgage,  the contents of the related  Mortgage  File and all rights,  benefits,  proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser.  All rights arising out of the Mortgage Loans  including,  but not limited to, all funds received on or in  connection  with the Mortgage  Loans and all records or  documents  with respect to the
Mortgage  Loans  prepared by or which come into the  possession  of the Company shall be received and held by the  Company  in trust for the  benefit  of the  Purchaser  as the  owner of the  Mortgage  Loans.  Any portion of the Mortgage Files retained by the Company shall be  appropriately  identified in the Company's computer  system to clearly  reflect the  ownership of the Mortgage  Loans by the  Purchaser.  The Company
shall  release  its  custody of the  contents  of the  Mortgage  Files  only in  accordance  with  written instructions  of the  Purchaser,  except  when such  release is required as  incidental  to the  Company's servicing of the Mortgage  Loans or is in connection  with a repurchase of any Mortgage Loan or Loans with respect thereto  pursuant to this Agreement and the related Term Sheet,  such written  instructions  shall not be required.

         Section 2.05       Books and Records.

         The sale of each  Mortgage  Loan has been  reflected  on the  Company's  balance  sheet and other financial  statements  as a sale  of  assets  by  the  Company.  The  Company  shall  be  responsible  for maintaining,  and shall  maintain,  a complete set of books and records for the Mortgage  Loans that shall be  appropriately  identified in the  Company's  computer  system to clearly  reflect the ownership of the
Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for  inspection  by the  Purchaser,  or its  designee  and shall  deliver to the  Purchaser  upon  demand, evidence of compliance with all federal,  state and local laws,  rules and  regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to  documentation  as to the method used in  determining  the  applicability  of the  provisions of the Flood  Disaster  Protection Act of 1973, as
amended,  to the  Mortgaged  Property,  documentation  evidencing  insurance  coverage of any  condominium project as  required  by Fannie Mae or FHLMC,  and  periodic  inspection  reports as  required  by Section
4.13. To the extent that original  documents are not required for purposes of  realization  of Liquidation
Proceeds or Insurance  Proceeds,  documents  maintained  by the Company may be in the form of microfilm or microfiche.

         The Company  shall  maintain  with respect to each  Mortgage  Loan and shall make  available  for inspection  by any  Purchaser  or its designee the related  Servicing  File during the time the  Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         In addition to the foregoing,  Company shall provide to any supervisory  agents or examiners that regulate  Purchaser,  including but not limited to, the OTS, the FDIC and other similar entities,  access, during normal business hours,  upon reasonable  advance notice to Company and without charge to Company or such  supervisory  agents or examiners,  to any  documentation  regarding  the Mortgage  Loans that may be required by any applicable regulator.

         Section 2.06.     Transfer of Mortgage Loans.

         The  Company  shall keep at its  servicing  office  books and  records in which,  subject to such reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers of Mortgage  Loans.  No transfer of a Mortgage  Loan may be made unless such  transfer  is in  compliance  with the terms  hereof.
For the  purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any person with  respect to this  Agreement or any  Mortgage  Loan unless a notice of the  transfer of such  Mortgage
Loan has been  delivered to the Company in accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan.  The Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer  one or more of the Mortgage  Loans,  provided,  however,  that the transferee  will  not be  deemed  to be a  Purchaser  hereunder  binding  upon  the  Company  unless  such transferee  shall agree in writing to be bound by the terms of this Agreement and an original  counterpart of the  instrument of transfer in an Assignment  and  Assumption of this  Agreement  substantially  in the form of  Exhibit D hereto  executed  by the  transferee  shall have been  delivered  to the  Company.  The
Purchaser  also shall  advise the Company of the  transfer.  Upon receipt of notice of the  transfer,  the
Company  shall  mark its  books and  records  to  reflect  the  ownership  of the  Mortgage  Loans of such assignee,  and the previous  Purchaser  shall be released from its  obligations  hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.07      Delivery of Mortgage Loan Documents.

                  The Company  shall  deliver and release to the  Purchaser  or its  designee the Mortgage
Loan Documents in accordance  with the terms of this  Agreement and the related Term Sheet.  The documents enumerated  as items (1),  (2),  (3),  (4),  (5), (6), (7), (8), (9) and (16) in Exhibit A hereto shall be delivered by the Company to the  Purchaser or its designee no later than three (3) Business  Days prior to the  related  Closing  Date  pursuant  to a bailee  letter  agreement.  All other  documents  in Exhibit A hereto,  together with all other documents  executed in connection with the Mortgage Loan that Company may have in its  possession,  shall be  retained  by the  Company in trust for the  Purchaser.  If the Company cannot deliver the original  recorded  Mortgage Loan Documents or the original policy of title  insurance, including riders and endorsements  thereto, on the related Closing Date, the Company shall,  promptly upon receipt  thereof and in any case not later than one  hundred  twenty  (120) days from the related  Closing
Date,  deliver such original  documents,  including original recorded  documents,  to the Purchaser or its designee  (unless  the  Company  is  delayed  in  making  such  delivery  by  reason of the fact that such documents  shall  not have  been  returned  by the  appropriate  recording  office).  If  delivery  is not completed  within one hundred  twenty (120) days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the  appropriate  recording  office,  Company shall  deliver such  document to  Purchaser,  or its  designee,  within such time period as specified in a
Company's  Officer's  Certificate.  In the  event  that  documents  have  not  been  received  by the date specified in the Company's Officer's  Certificate,  a subsequent Company's Officer's  Certificate shall be delivered by such date  specified in the prior  Company's  Officer's  Certificate,  stating a revised date for receipt of  documentation.  The procedure  shall be repeated  until the  documents  have been received and  delivered.  If delivery is not  completed  within one hundred  eighty (180) days solely due to delays in making such  delivery  by reason of the fact that such  documents  shall not have been  returned by the appropriate  recording  office,  the Company shall continue to use its best efforts to effect  delivery as soon as possible  thereafter,  provided that if such documents are not delivered by the 270th day from the date of the related  Closing  Date,  the  Company  shall  repurchase  the  related  Mortgage  Loans at the
Repurchase Price in accordance with Section 3.03 hereof.

         For each  Mortgage  Loan that is not a MERS  Mortgage  Loan,  the  Company  shall pay all initial recording  fees,  if any,  for the  assignments  of  mortgage  and any other fees in  connection  with the transfer  of all  original  documents  to the  Purchaser  or  its  designee.  Company  shall  prepare,  in recordable form, all assignments of mortgage  necessary to assign the Mortgage Loans to Purchaser,  or its designee.  Company shall be responsible for recording the assignments of mortgage.

         In addition,  in connection  with the  assignment of any MERS Mortgage  Loan,  the Company agrees that it will cause,  at its own expense,  the MERS® System to indicate that such Mortgage  Loans have been assigned by the Company to the Purchaser in accordance  with this Agreement by including (or deleting,  in the case of Mortgage  Loans which are  repurchased  in  accordance  with this  Agreement) in such computer files the  information  required by the MERS® System to identify the  Purchaser  of such  Mortgage  Loans.
The Company  further  agrees that it will not alter the  information  referenced  in this  paragraph  with respect to any Mortgage  Loan during the term of this  Agreement  unless and until such  Mortgage  Loan is repurchased in accordance with the terms of this Agreement.

         Company  shall  provide an  original  or  duplicate  original  of the title  insurance  policy to
Purchaser  or its designee no later than ninety (90) days of the receipt of the  recorded  documents  from the applicable recording office.

         Any review by the  Purchaser,  or its  designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

         If the  Purchaser  or its designee  discovers  any defect with  respect to a Mortgage  File,  the
Purchaser  shall,  or shall  cause its  designee  to,  give  written  specification  of such defect to the
Company  which  may be given in the  exception  report or the  certification  delivered  pursuant  to this
Section  2.07,  or otherwise in writing and the Company  shall cure or  repurchase  such  Mortgage Loan in accordance with Section 3.03.

         The Company shall forward to the Purchaser,  or its designee,  original  documents  evidencing an assumption,  modification,  consolidation  or extension of any  Mortgage  Loan entered into in  accordance with Section 4.01 or 6.01 within one week of their execution;  provided,  however,  that the Company shall provide the  Purchaser,  or its designee,  with a certified  true copy of any such document  submitted for recordation  within one week of its  execution,  and shall provide the original of any document  submitted for  recordation  or a copy of such  document  certified  to be a true and  complete  copy of the original within sixty (60) days of its submission for recordation.

         From time to time the Company may have a need for Mortgage  Loan  Documents  to be released  from
Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee,  upon the written request of the  Company,  within  ten (10)  Business  Days,  deliver  to the  Company,  any  requested  documentation previously  delivered to  Purchaser as part of the Mortgage  File,  provided  that such  documentation  is promptly  returned to Purchaser,  or its designee,  when the Company no longer requires  possession of the document,  and provided  that during the time that any such  documentation  is held by the  Company,  such possession  is in  trust  for the  benefit  of  Purchaser.  Company  shall  indemnify  Purchaser,  and its designee, from and against any and all losses, claims, damages, penalties,  fines, forfeitures,  costs and expenses  (including  court costs and reasonable  attorney's  fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

         Section 2.08      Quality Control Procedures.

         The Company must have an internal  quality  control  program that  verifies,  on a regular basis,
the  existence  and  accuracy  of  the  legal  documents,  credit  documents,   property  appraisals,  and
underwriting  decisions.  The program must be capable of evaluating and monitoring the overall  quality of its loan  production  and  servicing  activities.  The  program is to ensure that the  Mortgage  Loans are originated and serviced in accordance with prudent mortgage banking  practices and accounting  principles;
guard  against  dishonest,  fraudulent,  or negligent  acts;  and guard  against  errors and  omissions by officers, employees, or other authorized persons.

         Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults

           In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal
Prepayment.  Such remittance shall be made by the Company to Purchaser no later than the third Business
Day following receipt of such Principal Prepayment by the Company.

           In the event either of the first three (3) scheduled  Monthly  Payments which are due under any
Mortgage  Loan  after  the  related  Cut-off  Date are not made  during  the month in which  such  Monthly
Payments  are due,  then not later than five (5)  Business  Days after  notice to the Company by Purchaser
(and at Purchaser's  sole option),  the Company,  shall  repurchase  such Mortgage Loan from the Purchaser pursuant to the repurchase provisions contained in this Subsection 3.03.

         Section 2.10      Modification  of  Obligations.  Purchaser  may,  without any notice to Company, extend,  compromise,  renew, release,  change,  modify, adjust or alter, by operation of law or otherwise, any of the  obligations  of the  Mortgagors  or other  persons  obligated  under a Mortgage  Loan  without releasing or otherwise  affecting  the  obligations  of Company under this  Agreement,  or with respect to
such  Mortgage  Loan,  except  to  the  extent  Purchaser's  extension,   compromise,   release,   change,
modification,  adjustment,  or  alteration  affects  Company's  ability to collect  the  Mortgage  Loan or realize on the  security  of the  Mortgage,  but then only to the extent  such  action has such  effect or reduces the Servicing Fee.

                                               ARTICLE III

                                    REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

         Section 3.01      Representations and Warranties of the Company.

         The Company  represents,  warrants and covenants to the Purchaser that, as of the related Closing
Date or as of such date specifically provided herein:

         (a)      The Company is a  corporation,  duly  organized,  validly  existing and in good standing under the laws of the State of Delaware  and has all  licenses  necessary to carry out its business as now being conducted,  and is licensed and qualified to transact  business in and is in good standing under the laws of each state in which any  Mortgaged  Property is located or is otherwise  exempt  under  applicable law from such  licensing or  qualification  or is otherwise not required  under  applicable  law to effect such  licensing or  qualification  and no demand for such  licensing or  qualification  has been made upon such Company by any such state,  and in any event such Company is in compliance  with the laws of any such state to the extent  necessary to ensure the  enforceability  of each  Mortgage  Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Company has the full power and  authority  and legal right to hold,  transfer  and convey each Mortgage  Loan, to sell each  Mortgage  Loan and to execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted,  has duly authorized the execution,  delivery and performance of this
Agreement  and the related  Term Sheet and any  agreements  contemplated  hereby,  has duly  executed  and delivered this  Agreement and the related Term Sheet,  and any agreements  contemplated  hereby,  and this
Agreement  and  the  related  Term  Sheet  and  each  Assignment  to  the  Purchaser  and  any  agreements contemplated  hereby,  constitutes  a legal,  valid and binding  obligation  of the  Company,  enforceable against  it in  accordance  with its  terms,  and all  requisite  corporate  action  has been taken by the
Company to make this  Agreement and the related Term Sheet and all  agreements  contemplated  hereby valid and binding upon the Company in accordance with their terms;

         (c) Neither the  execution  and delivery of this  Agreement  and the related Term Sheet,  nor the origination  or purchase of the  Mortgage  Loans by the  Company,  the sale of the  Mortgage  Loans to the
Purchaser,  the consummation of the transactions  contemplated hereby, or the fulfillment of or compliance with the terms and  conditions of this  Agreement and the related Term Sheet will conflict with any of the terms,  conditions  or  provisions  of the  Company's  charter or by-laws or  materially  conflict with or result in a material  breach of any of the terms,  conditions or provisions  of any legal  restriction  or any agreement or  instrument to which the Company is now a party or by which it is bound,  or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material  violation of any law, rule,  regulation,  order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

         (d)  There is no  litigation,  suit,  proceeding  or  investigation  pending  or,  to the best of
Company's knowledge,  threatened,  or any order or decree outstanding,  with respect to the Company which, either in any one instance or in the  aggregate,  is reasonably  likely to have a material  adverse effect on the sale of the  Mortgage  Loans,  the  execution,  delivery,  performance  or  enforceability  of this
Agreement and the related Term Sheet, or which is reasonably  likely to have a material  adverse effect on the financial condition of the Company.

         (e) No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the Company of or compliance by the Company with this  Agreement  or the related  Term Sheet,  or the sale of the  Mortgage  Loans and delivery of the
Mortgage Files to the Purchaser or the  consummation  of the  transactions  contemplated by this Agreement or the related  Term Sheet,  except for  consents,  approvals,  authorizations  and orders which have been obtained;

         (f) The  consummation  of the  transactions  contemplated  by this  Agreement or the related Term
Sheet is in the ordinary course of business of the Company and Company,  and the transfer,  assignment and conveyance  of the  Mortgage  Notes and the  Mortgages  by the Company  pursuant to this  Agreement or the related Term Sheet are not subject to bulk transfer or any similar  statutory  provisions in effect in any applicable jurisdiction;

         (g) The  origination  and  servicing  practices  used by the Company and any prior  originator or servicer  with  respect  to each  Mortgage  Note and  Mortgage  have  been  legal and in  accordance  with applicable laws and regulations and the Mortgage Loan Documents,  and in all material  respects proper and prudent in the mortgage  origination and servicing  business.  Each Mortgage Loan has been serviced in all material  respects with Accepted  Servicing  Practices.  With respect to escrow deposits and payments that the Company,  on behalf of an investor,  is entitled to collect,  all such payments are in the  possession of, or under the control of, the Company,  and there exist no  deficiencies  in  connection  therewith for which  customary  arrangements  for repayment  thereof have not been made.  All escrow  payments have been collected in full  compliance  with state and federal law and the provisions of the related  Mortgage Note and  Mortgage.  As to any  Mortgage  Loan  that is the  subject  of an  escrow,  escrow  of  funds  is not prohibited by applicable law and has been  established  in an amount  sufficient to pay for every escrowed item that  remains  unpaid and has been  assessed but is not yet due and  payable.  No escrow  deposits or other  charges or payments due under the  Mortgage  Note have been  capitalized  under any Mortgage or the related Mortgage Note;

         (h)      The Company has no  knowledge  of any  circumstances  or  condition  with respect to the
Mortgage,  the Mortgaged Property,  the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause  investors  to regard the Mortgage  Loan as an  unacceptable  investment,  cause such
Mortgage Loan to become  delinquent  or adversely  affect the value or the  marketability  of the Mortgage
Loan.  The Company did not select the Mortgage Loans sold to Purchaser  based on any adverse  selection of mortgage loans in its portfolio that met  Purchaser's  purchase  parameters for this  transaction (as such parameters are set forth in the  Confirmation),  including without  limitation,  the location or condition of the Mortgaged  Property,  payment pattern of the borrower or any other factor that may adversely affect the expected cost of foreclosing,  owning or holding the Mortgage Loans or related  Mortgaged  Property or collecting the insurance or guarantee proceeds related thereto;

         (i)      The Company  will treat the sale of the  Mortgage  Loans to the  Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (j)      Company is an approved  seller/servicer  of  residential  mortgage loans for Fannie Mae,
FHLMC and HUD, with such  facilities,  procedures and personnel  necessary for the sound servicing of such mortgage loans.  The Company is duly qualified,  licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws, and  regulations,  if  applicable,  and is in good standing to sell  mortgage  loans to and  service  mortgage  loans for Fannie Mae and FHLMC and no event has  occurred which  would  make  Company  unable  to  comply  with  eligibility  requirements  or which  would  require notification to either Fannie Mae or FHLMC;

         (k)      The Company does not believe,  nor does it have any cause or reason to believe,  that it cannot  perform  each and every  covenant  contained  in this  Agreement  or the related  Term Sheet.  The
Company is solvent  and the sale of the  Mortgage  Loans will not cause the  Company to become  insolvent.
The sale of the Mortgage  Loans is not undertaken  with the intent to hinder,  delay or defraud any of the
Company's creditors;

         (l)      No statement,  tape, diskette,  form, report or other document prepared by, or on behalf of, Company  pursuant to this Agreement or the related Term Sheet or in connection  with the  transactions contemplated  hereby,  contains or will,  as of the date such  documentation  is delivered by the Company, contain any statement that is or will be inaccurate or misleading in any material respect;

         (m)      The  Company  acknowledges  and agrees  that the  Servicing  Fee  represents  reasonable compensation  for  performing  such  services  and that the entire  Servicing  Fee shall be treated by the
Company,  for accounting and tax purposes,  as compensation  for the servicing and  administration  of the
Mortgage  Loans  pursuant to this  Agreement.  In the opinion of Company,  the  consideration  received by
Company upon the sale of the Mortgage  Loans to Purchaser  under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans under current market conditions.

         (n)      Company has  delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent  results of operations  and financial  position for the period  identified  and has been  prepared in accordance  with
GAAP  consistently  applied  throughout  the periods  involved,  except as set forth in the notes thereto.
There has been no change in the business,  operations,  financial  condition,  properties or assets of the
Company since the date of the Company's  financial  information  that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         (o)      The Company  has not dealt with any broker,  investment  banker,  agent or other  person that may be entitled  to any  commission  or  compensation  in  connection  with the sale of the  Mortgage
Loans;

         Section 3.02      Representations and Warranties as to
                                    Individual Mortgage Loans.

         References  in  this  Section  to  percentages  of  Mortgage  Loans  refer  in  each  case to the percentage of the  aggregate  Stated  Principal  Balance of the Mortgage  Loans as of the related  Cut-off
Date, based on the outstanding  Stated Principal  Balances of the Mortgage Loans as of the related Cut-off
Date,  and giving  effect to  scheduled  Monthly  Payments  due on or prior to the related  Cut-off  Date, whether or not received.  References to percentages of Mortgaged  Properties  refer,  in each case, to the percentages of expected  aggregate Stated Principal  Balances of the related Mortgage Loans (determined as described in the preceding sentence).  The Company hereby represents and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

          (a) The  information  set forth in the  Mortgage  Loan  Schedule  attached to the  related  Term
Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

         (b)      The  Mortgage  creates  a  valid,  subsisting  and  enforceable  first  lien  or a first priority  ownership  interest in an estate in fee simple in real  property  securing the related  Mortgage
Note  subject  to  principles  of equity,  bankruptcy,  insolvency  and other laws of general  application affecting the rights of creditors;

         (c) All payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the  related  Closing  Date;  the  Mortgage  Loan has not been  dishonored;  there  are no  material defaults  under the terms of the Mortgage  Loan;  the Company has not advanced its own funds,  or induced, solicited  or knowingly  received any advance of funds from a party other than the owner of the  Mortgaged
Property  subject to the Mortgage,  directly or indirectly,  for the payment of any amount required by the
Mortgage  Loan. As of the related  Closing Date,  all of the Mortgage  Loans will have an actual  Interest
Paid to Date of their related  Cut-off  Date(or later) and will be due for the scheduled  monthly  payment next succeeding the Cut-off Date (or later), as evidenced by a posting to Company's  servicing  collection system.  No payment  under any  Mortgage  Loan is  delinquent  as of the related  Closing Date nor has any scheduled  payment  been  delinquent  at any time during the twelve (12) months  prior to the month of the related  Closing Date. For purposes of this  paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

         (d)      The  origination  and  collection  practices  used by the Company  with  respect to each
Mortgage  Note and  Mortgage  have been in all  respects  legal,  proper,  prudent  and  customary  in the mortgage  origination and servicing  industry.  The Mortgage Loan has been serviced by the Company and any predecessor  servicer in accordance  with the terms of the Mortgage Note.  With respect to escrow deposits and Escrow  Payments,  if any, all such  payments are in the  possession  of, or under the control of, the
Company and there exist no  deficiencies  in connection  therewith for which  customary  arrangements  for repayment  thereof have not been made. No escrow  deposits or Escrow Payments or other charges or payments due the Company have been  capitalized  under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow  Payments are being held by the Company for any work on a Mortgaged  Property which has not been completed;

         (e) The terms of the Mortgage Note and the Mortgage have not been  impaired,  waived,  altered or modified in any respect,  except by written  instruments  which have been  recorded to the extent any such recordation is required by law, or,  necessary to protect the interest of the Purchaser.  No instrument of waiver,  alteration or modification  has been executed except in connection with a modification  agreement and which  modification  agreement  is part of the Mortgage  File and the terms of which are  reflected in the related  Mortgage Loan  Schedule,  and no Mortgagor has been released,  in whole or in part,  from the terms thereof except in connection  with an assumption  agreement and which  assumption  agreement is part of the Mortgage  File and the terms of which are  reflected in the related  Mortgage  Loan  Schedule;  the substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related
Primary Mortgage  Insurance Policy,  Lender Primary Mortgage  Insurance Policy and title insurance policy, to the extent required by the related policies;

         (f) The  Mortgage  Note and the  Mortgage  are not subject to any right of  rescission,  set-off, counterclaim or defense,  including,  without limitation,  the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the  Mortgage,  or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission, set-off,  counterclaim  or  defense,  including  the  defense of usury,  and no such right of  rescission, set-off,  counterclaim  or defense has been asserted with respect  thereto;  and as of the related Closing
Date the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

         (g) All buildings or other  customarily  insured  improvements  upon the  Mortgaged  Property are insured by an insurer  acceptable under the Fannie Mae or FHLMC Guides,  against loss by fire,  hazards of extended  coverage and such other  hazards as are  provided for in the Fannie Mae or FHLMC Guide,  as well as all  additional  requirements  set forth in Section 4.10 of this  Agreement.  All such standard  hazard policies are in full force and effect and contain a standard  mortgagee  clause naming the Company and its successors  in interest  and assigns as loss payee and such clause is still in effect and all premiums due thereon  have been paid.  If required  by the Flood  Disaster  Protection  Act of 1973,  as  amended,  the
Mortgage Loan is covered by a flood insurance  policy meeting the  requirements of the current  guidelines of the Federal  Insurance  Administration  which policy conforms to Fannie Mae or FHLMC  requirements  and was issued by an insurer  acceptable to Fannie Mae or FHLMC,  as well as all additional  requirements  set forth in Section 4.10 of this  Agreement.  The Mortgage  obligates  the  Mortgagor  thereunder to maintain all such  insurance  at the  Mortgagor's  cost  and  expense,  and on the  Mortgagor's  failure  to do so, authorizes the holder of the Mortgage to maintain such insurance at the  Mortgagor's  cost and expense and to seek  reimbursement  therefor  from the  Mortgagor.  Neither the Company (nor any prior  originator  or servicer of any of the  Mortgage  Loans) nor any  Mortgagor  has engaged in any act or omission  which has impaired or would  impair the coverage of any such policy,  the benefits of the  endorsement  provided for herein, or the validity and binding effect of either;

         (h) Any and all requirements of any federal,  state or local law including,  without  limitation, usury,  truth-in-lending,  real estate settlement  procedures,  consumer credit  protection,  equal credit opportunity  or  disclosure  laws  applicable to the Mortgage Loan have been complied with in all material respects;  none of the Mortgage  Loans are classified as a (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost",  "threshold",  or "predatory" loan under any other applicable  state,  federal or local law;  the Company  maintains,  and shall  maintain,  evidence of such compliance  as required  by  applicable  law or  regulation  and shall make such  evidence  available  for inspection at the Company's office during normal business hours upon reasonable advance notice;

         (i) The  Mortgage  has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or rescinded,  and the Mortgaged  Property has not been  released from the lien of the Mortgage,  in whole or in part  nor  has any  instrument  been  executed  that  would  effect  any  such  release,  cancellation, subordination  or rescission.  The Company has not waived the  performance by the Mortgagor of any action, if the  Mortgagor's  failure to perform such action would cause the  Mortgage  Loan to be in default,  nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (j)      The  Mortgage  is a valid,  subsisting,  enforceable  and  perfected  first  lien on the
Mortgaged  Property,  including  all  buildings  on the  Mortgaged  Property  and  all  installations  and mechanical,  electrical,  plumbing,  heating and air conditioning  systems affixed to such buildings,  and all additions,  alterations and replacements  made at any time with respect to the foregoing  securing the
Mortgage Note's original  principal  balance subject to principles of equity,  bankruptcy,  insolvency and other laws of general  application  affecting the rights of creditors.  The Mortgage and the Mortgage Note do not contain any  evidence of any security  interest or other  interest or right  thereto.  Such lien is free and clear of all adverse claims,  liens and  encumbrances  having priority over the first lien of the
Mortgage  subject only to (1) the lien of  non-delinquent  current real property taxes and assessments not yet due and payable,  (2)  covenants,  conditions  and  restrictions,  rights of way,  easements and other matters  of the  public  record as of the date of  recording  which are  acceptable  to  mortgage  lending institutions  generally  and either (A) which are  referred  to in the  lender's  title  insurance  policy delivered to the  originator  or otherwise  considered  in the  appraisal  made for the  originator of the
Mortgage  Loan,  or (B) which do not  adversely  affect  the  residential  use or  Appraised  Value of the
Mortgaged  Property as set forth in such  appraisal,  and (3) other matters to which like  properties  are commonly subject which do not individually or in the aggregate  materially  interfere with the benefits of the security  intended to be provided by the Mortgage or the use,  enjoyment,  value or  marketability  of the related Mortgaged Property.  Any security  agreement,  chattel mortgage or equivalent document related to and  delivered  in  connection  with the Mortgage  Loan  establishes  and creates a valid,  subsisting, enforceable  and  perfected  first lien and first  priority  security  interest on the property  described therein, and the Company has the full right to sell and assign the same to the Purchaser;

         (k) The  Mortgage  Note and the related  Mortgage are original and genuine and each is the legal, valid and binding  obligation of the maker  thereof,  enforceable  in all respects in accordance  with its terms  subject to  principles  of equity,  bankruptcy,  insolvency  and other laws of general  application affecting  the rights of  creditors,  and the Company  has taken all action  necessary  to  transfer  such rights of  enforceability  to the  Purchaser.  All parties to the  Mortgage  Note and the Mortgage had the legal  capacity to enter into the  Mortgage  Loan and to execute and  deliver  the  Mortgage  Note and the
Mortgage.  The Mortgage  Loan  Documents  are on forms  acceptable  to Fannie Mae and FHLMC.  The Mortgage
Note and the Mortgage have been duly and properly  executed by such parties.  No fraud,  error,  omission, misrepresentation,  negligence  or similar  occurrence  with respect to a Mortgage Loan has taken place on the part of Company or the  Mortgagor,  or, to the best of Company's  knowledge,  information  and belief, and after due  inquiry,  on the part of any other party  involved in the  origination  or servicing of the
Mortgage  Loan.  The proceeds of the Mortgage Loan have been fully  disbursed and there is no  requirement for future advances  thereunder,  and any and all requirements as to completion of any on-site or off-site improvements  and as to  disbursements  of any escrow funds  therefor have been complied  with. All costs, fees and expenses  incurred in making or closing the Mortgage  Loan and the recording of the Mortgage were paid,  and the  Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l) The  Company  is the  sole  owner  and  holder  of the  Mortgage  Loan  and the  indebtedness evidenced by the Mortgage  Note.  Upon the sale of the Mortgage  Loan to the  Purchaser,  the Company will retain the Mortgage  File or any part thereof with respect  thereto not  delivered to the Purchaser or the
Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the
Mortgage  Loan.  Immediately  prior to the transfer and  assignment to the  Purchaser,  the Mortgage Loan, including  the Mortgage Note and the Mortgage,  were not subject to an  assignment,  sale or pledge to any person  other than  Purchaser,  and the  Company had good and  marketable  title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the  Purchaser  free and clear of any encumbrance,  equity,  lien,  pledge,  charge,  claim or  security  interest  and has the full  right  and authority  subject to no interest or  participation  of, or agreement  with, any other party,  to sell and assign the Mortgage Loan pursuant to this  Agreement  and  following  the sale of the Mortgage  Loan,  the
Purchaser will own such Mortgage Loan free and clear of any encumbrance,  equity,  participation interest, lien,  pledge,  charge,  claim or security  interest.  The  Company  intends to  relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date,  the Company will not have any right to modify or alter the terms of the sale of the Mortgage  Loan and the Company  will not have any  obligation or right to repurchase the Mortgage Loan or substitute  another Mortgage Loan,  except as provided in this
Agreement, or as otherwise agreed to by the Company and the Purchaser;

         (m)  Each  Mortgage  Loan  is  covered  by an ALTA  lender's  title  insurance  policy  or  other generally acceptable form of policy or insurance  acceptable to Fannie Mae or FHLMC (including  adjustable rate  endorsements),  issued by a title  insurer  acceptable  to Fannie Mae or FHLMC and  qualified  to do business  in  the  jurisdiction  where  the  Mortgaged  Property  is  located,  insuring  (subject  to the exceptions  contained in (j)(1),  (2) and (3) above) the Company,  its successors  and assigns,  as to the first  priority  lien of the Mortgage in the original  principal  amount of the Mortgage  Loan and against any loss by reason of the  invalidity or  unenforceability  of the lien  resulting  from the provisions of the Mortgage  providing for adjustment in the Mortgage  Interest Rate and Monthly Payment.  Where required by state law or  regulation,  the  Mortgagor has been given the  opportunity  to choose the carrier of the required mortgage title insurance.  The Company,  its successors and assigns,  is the sole insured of such lender's title insurance  policy,  such title insurance  policy has been duly and validly  endorsed to the
Purchaser or the  assignment  to the  Purchaser  of the  Company's  interest  therein does not require the consent of or notification  to the insurer and such lender's title  insurance  policy is in full force and effect and will be in full force and effect upon the  consummation  of the  transactions  contemplated  by this  Agreement.  No claims  have been made under  such  lender's  title  insurance  policy,  and no prior holder or servicer of the related  Mortgage,  including the Company,  nor any Mortgagor,  has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (n)  There is no  default,  breach,  violation  or  event  of  acceleration  existing  under  the
Mortgage  or the related  Mortgage  Note and no event  which,  with the passage of time or with notice and the  expiration  of any grace or cure period,  and to the  knowledge of the  Company,  would  constitute a default,  breach,  violation or event  permitting  acceleration;  and neither the  Company,  nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

         (o) There are no  mechanics'  or similar  liens or claims  which have been filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related  Mortgaged  Property  which  are or may be liens  prior  to or  equal  to the lien of the  related
Mortgage;

         (p)  All  improvements  subject  to  the  Mortgage  which  were  considered  in  determining  the
Appraised  Value of the  Mortgaged  Property lie wholly  within the  boundaries  and building  restriction lines of the Mortgaged  Property  (and wholly  within the project with respect to a condominium  unit) and no  improvements  on adjoining  properties  encroach  upon the Mortgaged  Property  except those which are insured  against by the title  insurance  policy  referred to in clause (m) above and all  improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant to, and conforms  with, the Company's  underwriting  guidelines  attached as Exhibit H hereto. The Mortgage Loan bears interest at an  adjustable  rate (if  applicable)  as set forth in the related  Mortgage  Loan  Schedule,  and Monthly
Payments  under  the  Mortgage  Note are due and  payable  on the first day of each  month.  The  Mortgage contains  the  usual  and  enforceable  provisions  of the  Company  at the  time of  origination  for the acceleration of the payment of the unpaid principal  amount of the Mortgage Loan if the related  Mortgaged
Property is sold without the prior consent of the mortgagee thereunder;

         (r) The  Mortgaged  Property  is not  subject  to any  material  damage.  At  origination  of the
Mortgage  Loan  there was not,  since  origination  of the  Mortgage  Loan  there has not been,  and there currently is no proceeding pending for the total or partial  condemnation of the Mortgaged  Property.  The
Company has not received  notification  that any such  proceedings  are  scheduled to commence at a future date;

         (s) The related  Mortgage  contains  customary and  enforceable  provisions such as to render the rights and remedies of the holder thereof adequate for the realization  against the Mortgaged  Property of the benefits of the security provided thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by trustee's  sale,  and (2) otherwise by judicial  foreclosure.  There is no homestead or other  exemption  available to the Mortgagor  which would  interfere  with the right to sell the Mortgaged
Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage  constitutes a deed of trust,  a trustee,  authorized  and duly  qualified if required under  applicable  law to act as such,  has been properly  designated and currently so serves and is named in the  Mortgage,  and no fees or  expenses,  except as may be required by local law, are or will become  payable by the  Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) The Mortgage File  contains an  appraisal,  if required,  of the related  Mortgaged  Property signed prior to the final  approval of the mortgage loan  application by a Qualified  Appraiser,  approved by the Company,  who had no interest,  direct or indirect,  in the Mortgaged  Property or in any loan made on the security  thereof,  and whose  compensation  is not affected by the approval or  disapproval of the
Mortgage Loan, and the appraisal and appraiser  both satisfy the  requirements  of Fannie Mae or FHLMC and
Title XI of the Federal  Institutions  Reform,  Recovery,  and Enforcement Act of 1989 and the regulations promulgated  thereunder,  all as in effect on the date the Mortgage Loan was originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

         (v) All parties  which have had any interest in the  Mortgage,  whether as  mortgagee,  assignee, pledgee or otherwise,  are (or, during the period in which they held and disposed of such interest,  were)
(A) in compliance  with any and all  applicable  licensing  requirements  of the laws of the state wherein the Mortgaged  Property is located,  and (B) (1) organized  under the laws of such state, or (2) qualified to do  business  in such  state,  or (3) federal  savings  and loan  associations  or national  banks or a
Federal Home Loan Bank or savings bank having  principal  offices in such state, or (4) not doing business in such state;

         (w) The related  Mortgage Note is not and has not been secured by any collateral  except the lien of the corresponding  Mortgage and the security interest of any applicable  security  agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

         (x) The Mortgagor has received and has  executed,  where  applicable,  all  disclosure  materials required by applicable law with respect to the making of such mortgage loans;

         (y) The Mortgage  Loan does not contain  balloon or  "graduated  payment"  features;  No Mortgage
Loan is subject to a buydown agreement or contains any buydown provision;

         (z) The  Mortgagor is not in  bankruptcy  and, the Mortgagor is not insolvent and the Company has no knowledge of any  circumstances  or conditions  with respect to the Mortgage,  the Mortgaged  Property, the Mortgagor or the Mortgagor's  credit standing that could  reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment,  cause the Mortgage Loan to become delinquent,  or materially adversely affect the value or marketability of the Mortgage Loan;

         (aa) Each  Mortgage  Loan bears  interest  based upon a thirty (30) day month and a three hundred and sixty (360) day year.  The  Mortgage  Loans have an original  term to maturity of not more than thirty
(30) years,  with interest  payable in arrears on the first day of each month.  As to each adjustable rate
Mortgage Loan, on each applicable  Adjustment  Date, the Mortgage  Interest Rate will be adjusted to equal the sum of the Index,  plus the  applicable  Margin;  provided,  that the Mortgage  Interest Rate, on each applicable  Adjustment  Date, will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as applicable.  Over the term of each  adjustable  rate Mortgage  Loan,  the Mortgage  Interest Rate will not exceed such Mortgage  Loan's  Lifetime  Rate Cap.  Each Mortgage Note requires a monthly  payment which is sufficient,  during the period prior to the first  adjustment  to the  Mortgage  Interest  Rate,  to fully amortize  the  outstanding  principal  balance as of the first day of such period over the then  remaining term of such Mortgage Note and to pay interest at the related Mortgage  Interest Rate;  provided  however, with respect to any Interest Only Mortgage  Loans,  the Mortgage Note allows a Monthly Payment of interest only  during  the first 10 years from  origination,  and after the first 10 years  from  origination,  the
Mortgage Note  requires a Monthly  Payment of principal  and  interest,  sufficient to fully  amortize the outstanding  principal  balance over the then remaining term of such Mortgage  Loan..  As to each Mortgage
Loan,  if the  related  Mortgage  Interest  Rate  changes  on an  adjustment  date,  the then  outstanding principal  balance will be  reamortized  over the remaining  life of such Mortgage  Loan. No Mortgage Loan contains  terms or  provisions  which would result in negative  amortization.  None of the Mortgage  Loans contain a conversion  feature  which would cause the  Mortgage  Loan  interest  rate to convert to a fixed interest rate.  None of the Mortgage Loans are considered agricultural loans;

         (bb)  (INTENTIONALLY LEFT BLANK)

         (cc)  (INTENTIONALLY LEFT BLANK)

         (dd)  (INTENTIONALLY LEFT BLANK)

         (ee)  (INTENTIONALLY LEFT BLANK)

         (ff)  (INTENTIONALLY LEFT BLANK)

         (gg) (INTENTIONALLY LEFT BLANK)

         (hh)     In the event the  Mortgage  Loan had an LTV at  origination  greater  than  80.00%,  the excess of the principal  balance of the Mortgage  Loan over 75.0% of the Appraised  Value of the Mortgaged
Property  with  respect  to a  Refinanced  Mortgage  Loan,  or the  lesser of the  Appraised  Value or the purchase  price of the Mortgaged  Property with respect to a purchase  money  Mortgage Loan was insured as to payment defaults by a Primary  Mortgage  Insurance  Policy issued by a Qualified  Insurer.  No Mortgage
Loan has an LTV over 95%. All  provisions  of such  Primary  Mortgage  Insurance  Policy have been and are being complied with,  such policy is in full force and effect,  and all premiums due thereunder  have been paid. No Mortgage Loan  requires  payment of such  premiums,  in whole or in part,  by the  Purchaser.  No action,  inaction,  or event has occurred  and no state of facts known to the Company  exists that has, or will result in the  exclusion  from,  denial of, or defense to coverage.  Any  Mortgage  Loan subject to a
Primary  Mortgage  Insurance  Policy  obligates the Mortgagor  thereunder to maintain the Primary Mortgage
Insurance  Policy,  subject to state and federal law,  and to pay all  premiums and charges in  connection therewith.  No action  has been  taken or failed to be taken,  on or prior to the  Closing  Date which has resulted  or will  result in an  exclusion  from,  denial  of, or defense to  coverage  under any  Primary
Mortgage  Insurance  Policy  (including,  without  limitation,  any exclusions,  denials or defenses which would limit or reduce the  availability  of the timely  payment of the full  amount of the loss  otherwise due  thereunder  to the  insured)  whether  arising out of actions,  representations,  errors,  omissions, negligence,  or fraud of the Company or the Mortgagor,  or for any other reason under such  coverage.  The mortgage  interest  rate for the Mortgage  Loan as set forth on the related  Mortgage Loan Schedule is net of any such insurance  premium.  Any Mortgage Loan subject to a Lender Primary  Mortgage  Insurance Policy obligates  the  Company to  maintain  the Lender  Primary  Insurance  Policy and to pay all  premiums  and charges in connection therewith;

         (ii)     The Assignment is in recordable  form and is acceptable for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

         (jj)     Unless  otherwise  indicated on the Mortgage Loan  Schedule,  none of the Mortgage Loans are  secured  by an  interest  in a  leasehold  estate.  The  Mortgaged  Property  is located in the state identified  in the related  Mortgage  Loan  Schedule and consists of a single  parcel of real  property or contiguous  parcels bearing one legal  description and tax assessment number with a detached single family residence  erected  thereon,  or  a  townhouse,  or  a  two-to-four  family  dwelling,  or  an  individual condominium  unit in a condominium  project,  or an individual unit in a planned unit  development or a de minimis planned unit development,  provided,  however, that no residence or dwelling is a single parcel of real  property  with a  manufactured  home not affixed to a permanent  foundation,  or a mobile home.  Any condominium unit or planned unit development conforms with the Company's  underwriting  guidelines.  As of the date of origination,  no portion of any Mortgaged Property is used for commercial purposes,  and since the  Origination  Date to the best of the Company's  knowledge,  no portion of any Mortgaged  Property has been, or currently is, used for commercial purposes;

         (kk)     Monthly  Payments on the Mortgage Loan  commenced no more than sixty (60) days after the funds were  disbursed in  connection  with the Mortgage  Loan.  The Mortgage  Note is payable on the first day of each month in monthly installments of principal,  if applicable,  and interest,  which installments are subject to change due to the adjustments to the Mortgage  Interest Rate on each Adjustment  Date, with interest calculated and payable in arrears;

         (ll)     As of the  Closing  Date of the  Mortgage  Loan,  the  Mortgage  Property  was  lawfully occupied under  applicable  law, and all  inspections,  licenses and  certificates  required to be made or issued with respect to all occupied  portions of the  Mortgaged  Property and, with respect to the use and occupancy  of the same,  including  but not limited to  certificates  of occupancy  and fire  underwriting certificates, have been made or obtained from the appropriate authorities;

         (mm)     There is no pending action or proceeding  directly  involving the Mortgaged  Property in which  compliance  with any  environmental  law, rule or regulation is an issue;  there is no violation of any  environmental  law, rule or regulation  with respect to the Mortgaged  Property;  and the Company has not  received  any notice of any  environmental  hazard on the  Mortgaged  Property  and  nothing  further remains to be done to satisfy in full all  requirements of each such law, rule or regulation  constituting a prerequisite to use and enjoyment of said property;

         (nn)     The  Mortgagor  has not notified  the  Company,  and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

         (oo)     No  Mortgage  Loan is a  construction  or  rehabilitation  Mortgage  Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

         (pp)     The Mortgagor  for each  Mortgage Loan is a natural  person or an Illinois land trust or an inter vivos revocable trust acceptable to Fannie Mae and/or Freddie Mac;

         (qq)     None of the Mortgage Loans are Co-op Loans;

         (rr)     With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

         (ss)     With respect to each  Mortgage  Loan either (i) the fair market  value of the  Mortgaged
Property  securing such Mortgage Loan was at least equal to 80 percent of the original  principal  balance of such  Mortgage  Loan at the time such  Mortgage  Loan was  originated  or (ii) (a) the Mortgage Loan is only secured by the Mortgage  Property and (b)  substantially  all of the proceeds of such  Mortgage  Loan were used to acquire or to improve or protect the Mortgage  Property.  For the  purposes of the  preceding sentence,  if the Mortgage Loan has been  significantly  modified other than as a result of a default or a reasonable  foreseeable  default,  the modified  Mortgage Loan will be viewed as having been originated on the date of the modification;

         (tt) The Mortgage  Loan was  originated  by a mortgagee  approved by the Secretary of Housing and
Urban  Development  pursuant  to  sections  203 and 211 of the  National  Housing  Act, a savings and loan association,  a savings bank, a commercial bank, credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state authority;

         (uu) None of the Mortgage  Loans are simple  interest  Mortgage  Loans and none of the  Mortgaged
Properties are timeshares;

     (vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.  With respect to each Mortgage Loan which has passed its initial Adjustment Date, Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage
     Note and Mortgage; and

         (ww) Each  Mortgage  Note,  each  Mortgage,  each  Assignment  and any other  documents  required pursuant to this  Agreement  to be delivered to the  Purchaser or its  designee,  or its assignee for each
Mortgage  Loan,  have been,  on or before the related  Closing  Date,  delivered  to the  Purchaser or its designee, or its assignee.

         Section 3.03      Repurchase; Substitution.

         It is understood  and agreed that the  representations  and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage  Loans and delivery of the Mortgage Loan  Documents to the
Purchaser,  or its  designee,  and  shall  inure to the  benefit  of the  Purchaser,  notwithstanding  any restrictive  or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of examination,  of any Mortgage  File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing  representations  and warranties which materially and adversely  affects the value of the Mortgage  Loans or the interest of the  Purchaser in any Mortgage  Loan,  the party  discovering  such breach  shall give  prompt  written  notice to the other.  The  Company  shall have a period of sixty (60)
days from the  earlier of its  discovery  or its  receipt  of notice of any such  breach  within  which to correct or cure such  breach.  The  Company  hereby  covenants  and agrees  that if any such breach is not corrected or cured within such sixty day period,  the Company  shall,  at the  Purchaser's  option and not later than ninety (90) days of its  discovery  or its receipt of notice of such  breach,  repurchase  such
Mortgage Loan at the  Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser's  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall  involve any  representation  or warranty set forth in Section 3.01, and such breach is not cured within sixty (60)
days of the earlier of either  discovery  by or notice to the Company of such breach,  all Mortgage  Loans shall,  at the option of the Purchaser,  be repurchased by the Company at the Repurchase  Price.  Any such repurchase  shall be  accomplished  by wire transfer of  immediately  available  funds to Purchaser in the amount of the Repurchase Price.

         If the Company is required to repurchase  any Mortgage  Loan  pursuant to this Section 3.03,  the
Company may, with the Purchaser's  prior consent and at Purchaser's  sole option,  within ninety (90) days from the related  Closing Date,  remove such defective  Mortgage Loan from the terms of this Agreement and substitute  another  mortgage  loan  for  such  defective  Mortgage  Loan,  in lieu of  repurchasing  such defective  Mortgage  Loan.  Any  substitute  Mortgage  Loan is subject  to  Purchaser  acceptability.  Any substituted  Loans will comply with the  representations  and warranties set forth in this Agreement as of the substitution date

         The Company  shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal  of the removed  Mortgage  Loan  from  this  Agreement  and the  substitution  of such  substitute  Mortgage  Loan therefor.  Upon such  amendment,  the Purchaser shall review the Mortgage File delivered to it relating to the substitute  Mortgage  Loan. In the event of such a  substitution,  accrued  interest on the substitute
Mortgage Loan for the month in which the  substitution  occurs and any Principal  Prepayments made thereon during  such month shall be the  property of the  Purchaser  and  accrued  interest  for such month on the
Mortgage Loan for which the  substitution is made and any Principal  Prepayments  made thereon during such month shall be the property of the Company.  The  principal  payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the  Mortgage  Loan for which the  substitution  is made due on such date shall be the  property of the
Purchaser.

         It is  understood  and agreed that the  obligation  of the Company set forth in this Section 3.03 to cure,  repurchase or substitute for a defective  Mortgage Loan, and to indemnify  Purchaser pursuant to
Section  8.01,  constitute  the sole  remedies  of the  Purchaser  respecting  a breach  of the  foregoing representations  and  warranties.  If the  Company  fails to  repurchase  or  substitute  for a  defective
Mortgage  Loan in  accordance  with this  Section  3.03,  or fails to cure a  defective  Mortgage  Loan to
Purchaser's  reasonable  satisfaction  in accordance  with this Section  3.03,  or to indemnify  Purchaser pursuant to Section 8.01,  that failure  shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this  Agreement as a result  thereof.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this  Agreement for cause,  as set forth in Sections
10.01 and 11.01.

         Any  cause of  action  against  the  Company  relating  to or  arising  out of the  breach of any representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon
(i) the  earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the
Company,  (ii) failure by the Company to cure such breach or  repurchase  such  Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         In the event that any Mortgage Loan is held by a REMIC,  notwithstanding  any contrary  provision of this  Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant to Subsection 3.03 shall be made after the applicable  REMIC's "start up day" (as  defined in Section  860G(a) (9) of the Code),  unless the Company has  obtained an Opinion of
Counsel  to the  effect  that  such  substitution  will  not (i)  result  in the  imposition  of  taxes on
"prohibited  transactions"  of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

         Section 3.04      Representations and Warranties of the Purchaser.

         The  Purchaser  represents,  warrants  and  convenants  to the  Company  that,  as of the related
Closing Date or as of such date specifically provided herein:

(c)      The Purchaser is a corporation,  dully organized  validly existing and in good standing under the laws of the State of Delaware  and is qualified to transact  business  in, is in good  standing  under the laws of, and  possesses  all  licenses  necessary  for the conduct of its business in, each state in which any Mortgaged  Property is located or is otherwise  except or not required under  applicable law to effect such qualification or license;

(d)      The  Purchaser  has full  power and  authority  to hold each  Mortgage  Loan,  to  purchase  each
Mortgage Loan pursuant to this  Agreement and the related Term Sheet and to execute,  deliver and perform, and to enter into and  consummate  all  transactions  contemplated  by this Agreement and the related Term
Sheet and to conduct its business as presently  conducted,  has duly  authorized the  execution,  delivery and  performance  of this  Agreement  and the related Term Sheet,  has duly  executed and  delivered  this
Agreement and the related Term Sheet;

         (c)      None of the  execution and delivery of this  Agreement  and the related Term Sheet,  the purchase  of the  Mortgage  Loans,  the  consummation  of the  transactions  contemplated  hereby,  or the fulfillment  of or compliance  with the terms and  conditions of this Agreement and the related Term Sheet will conflict with any of the terms,  conditions  or provisions of the  Purchaser's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or provisions of any legal  restriction  or any  agreement or  instrument to which the Purchaser is now a party or by which it is bound,  or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule,  regulation,  order, judgment or decree to which the Purchaser or its property is subject;

         (d)      There is no litigation pending or to the best of the Purchaser's  knowledge,  threatened with  respect  to the  Purchaser  which is  reasonably  likely to have a  material  adverse  effect on the purchase of the related Mortgage Loans, the execution,  delivery or  enforceability  of this Agreement and the related Term Sheet, or which is reasonably  likely to have a material  adverse effect on the financial condition of the Purchaser;

         (e)      No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the  Purchaser of or compliance by the
Purchaser  with this  Agreement  and the related Term Sheet,  the  purchase of the  Mortgage  Loans or the consummation  of the  transactions  contemplated  by this  Agreement and the related Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

         (f)      The  consummation  of the  transactions  contemplated  by this Agreement and the related
Term Sheet is in the ordinary course of business of the Purchaser;

         (h)      The  Purchaser  will treat the  purchase  of the  Mortgage  Loans from the  Company as a purchase for reporting, tax and accounting purposes; and

         (i)      The Purchaser  does not believe,  nor does it have any cause or reason to believe,  that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

         The Purchaser shall indemnify the Company and hold it harmless  against any claims,  proceedings, losses, damages,  penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs, judgments,  and other costs and expenses  resulting from a breach by the Purchaser of the  representations and  warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the
Purchaser set forth in this Section 3.04 to indemnify the Seller as provided  herein  constitute  the sole remedies of the Seller respecting a breach of the foregoing representations and warranties.

                                                ARTICLE IV

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01      Company to Act as Servicer.

         The Company,  as independent  contract servicer,  shall service and administer the Mortgage Loans in accordance  with this Agreement and with Accepted  Servicing  Practices,  and shall have full power and authority,  acting alone,  to do or cause to be done any and all things in connection  with such servicing and  administration  which the Company may deem  necessary or desirable and  consistent  with the terms of this  Agreement  and with  Accepted  Servicing  Practices  and exercise the same care that it  customarily employs  for its own  account.  Except as set forth in this  Agreement,  the  Company  shall  service  the
Mortgage  Loans in strict  compliance  with the  servicing  provisions  of the Fannie Mae Guides  (special servicing  option),  which  include,  but are not limited to,  provisions  regarding  the  liquidation  of
Mortgage  Loans,  the  collection of Mortgage  Loan  payments,  the payment of taxes,  insurance and other charges,  the  maintenance  of hazard  insurance  with a Qualified  Insurer,  the  maintenance of mortgage impairment  insurance,  the maintenance of fidelity bond and errors and omissions insurance,  inspections, the restoration of Mortgaged  Property,  the maintenance of Primary Mortgage Insurance Policies and Lender
Primary  Mortgage  Insurance  Policies,  insurance  claims,  the title,  management and disposition of REO
Property,  permitted  withdrawals  with  respect to REO  Property,  liquidation  reports,  and  reports of foreclosures and abandonments of Mortgaged Property,  the transfer of Mortgaged  Property,  the release of
Mortgage  Files,  annual  statements,  and  examination  of records  and  facilities.  In the event of any conflict,  inconsistency or discrepancy between any of the servicing  provisions of this Agreement and the related Term Sheet and any of the servicing  provisions of the Fannie Mae Guides,  the  provisions of this
Agreement shall control and be binding upon the Purchaser and the Company.

         Consistent  with the terms of this Agreement,  the Company may waive,  modify or vary any term of any Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any  Mortgagor  if in the  Company's  reasonable  and prudent  determination  such  waiver,  modification, postponement  or indulgence is not materially  adverse to the Purchaser,  provided,  however,  that unless the Company has obtained the prior  written  consent of the  Purchaser,  the Company  shall not permit any modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  defer for more than ninety  (90) days or forgive  any  payment of  principal  or  interest,  reduce or increase  the outstanding  principal  balance  (except for actual  payments of principal)  or change the final  maturity date on such  Mortgage  Loan.  In the event of any such  modification  which has been agreed to in writing by the Purchaser and which  permits the deferral of interest or principal  payments on any Mortgage  Loan, the Company shall,  on the Business Day  immediately  preceding the Remittance  Date in any month in which any such principal or interest  payment has been deferred,  deposit in the Custodial  Account from its own funds,  in  accordance  with Section  4.04,  the  difference  between (a) such month's  principal  and one month's  interest at the Mortgage Loan  Remittance Rate on the unpaid  principal  balance of such Mortgage
Loan and (b) the amount paid by the  Mortgagor.  The Company shall be entitled to  reimbursement  for such advances to the same extent as for all other  advances  pursuant to Section  4.05.  Without  limiting  the generality of the foregoing,  the Company shall  continue,  and is hereby  authorized  and  empowered,  to prepare,  execute and deliver,  all  instruments of satisfaction  or  cancellation,  or of partial or full release,  discharge  and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged  Properties.  Notwithstanding  anything  herein to the contrary,  the Company may not enter into a  forbearance  agreement or similar  arrangement  with respect to any Mortgage  Loan which runs more than one hundred  eighty  (180) days after the first  delinquent  Due Date.  Any such  agreement shall be approved by Purchaser  and, if required,  by the Primary  Mortgage  Insurance  Policy insurer and
Lender Primary Mortgage Insurance Policy insurer, if required.

         Notwithstanding  anything  in this  Agreement  to the  contrary,  if any  Mortgage  Loan  becomes subject to a Pass-Through  Transfer,  the Company (a) with respect to such Mortgage Loan, shall not permit any modification  with respect to such Mortgage Loan that would change the Mortgage  Interest Rate and (b)
shall not (unless the  Mortgagor is in default with respect to such  Mortgage  Loan or such default is, in the  judgment  of the  Company,  reasonably  foreseeable)  make or  permit  any  modification,  waiver  or amendment of any term of such  Mortgage  Loan that would both (i) effect an exchange or reissuance of such
Mortgage  Loan under Section 1001 of the Code (or Treasury  regulations  promulgated  thereunder)  or (ii)
cause any REMIC to fail to qualify as a REMIC under the Code or the  imposition of any tax on  "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

         Prior to taking  any  action  with  respect  to the  Mortgage  Loans  subject  to a  Pass-Through
Transfer,  which is not  contemplated  under the  terms of this  Agreement,  the  Company  will  obtain an
Opinion of Counsel  acceptable to the trustee in such  Pass-Through  Transfer with respect to whether such action could result in the  imposition  of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a
REMIC set forth in Section  860G(d) of the  Code)(either  such event,  an "Adverse REMIC Event"),  and the
Company  shall not take any such  actions  as to which it has been  advised  that an Adverse  REMIC  Event could occur.

         The  Company  shall not permit the  creation  of any  "interests"  (within the meaning of Section
860G of the Code) in any REMIC.  The Company  shall not enter into any  arrangement  by which a REMIC will receive a fee or other  compensation  for  services  nor permit a REMIC to receive  any income from assets other than "qualified  mortgages" as defined in Section 860G(a)(3) of the Code or "permitted  investments"
as defined in Section 860G(a)(5) of the Code.

         In servicing and  administering  the Mortgage Loans, the Company shall employ Accepted  Servicing
Practices,  giving due consideration to the Purchaser's  reliance on the Company.  Unless a different time period is stated in this  Agreement  or the related  Term Sheet,  Purchaser  shall be deemed to have given consent in connection with a particular matter if Purchaser does not  affirmatively  grant or deny consent within five (5) Business Days from the date Purchaser  receives a second  written  request for consent for such matter from Company as servicer.

         The Mortgage Loans may be  subserviced  by a Subservicer  on behalf of the Company  provided that the  Subservicer  is an entity that engages in the business of servicing  loans,  and in either case shall be authorized to transact  business,  and licensed to service mortgage loans, in the state or states where the  related  Mortgaged  Properties  it is to  service  are  situated,  if and to the extent  required  by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing
Agreement,  and in  either  case  shall  be a FHLMC or  Fannie  Mae  approved  mortgage  servicer  in good standing,  and no event has occurred,  including but not limited to a change in insurance coverage,  which would make it unable to comply with the  eligibility  requirements  for  lenders  imposed by Fannie Mae or for  seller/servicers  imposed by Fannie Mae or FHLMC,  or which would require  notification to Fannie Mae or FHLMC. In addition,  each Subservicer will obtain and preserve its  qualifications  to do business as a foreign  corporation  and its  licenses to service  mortgage  loans,  in each  jurisdiction  in which such qualifications  and/or  licenses are or shall be necessary to protect the validity and  enforceability  of this  Agreement,  or any of the Mortgage  Loans and to perform or cause to be  performed  its duties under the  related  Subservicing  Agreement.  The Company  may  perform  any of its  servicing  responsibilities hereunder or may cause the Subservicer to perform any such servicing  responsibilities  on its behalf, but the use by the  Company of the  Subservicer  shall not release  the  Company  from any of its  obligations hereunder  and  the  Company  shall  remain  responsible  hereunder  for all  acts  and  omissions  of the
Subservicer  as fully as if such acts and omissions  were those of the Company.  The Company shall pay all fees and expenses of the Subservicer  from its own funds, and the  Subservicer's  fee shall not exceed the
Servicing  Fee.  Company  shall  notify  Purchaser  promptly  in  writing  upon  the  appointment  of  any
Subservicer.

         At the cost and expense of the Company,  without any right of  reimbursement  from the  Custodial
Account,  the Company shall be entitled to terminate the rights and  responsibilities  of the  Subservicer and arrange for any  servicing  responsibilities  to be performed by a successor  subservicer  meeting the requirements  in the  preceding  paragraph,  provided,  however,  that nothing  contained  herein shall be deemed to prevent or prohibit the Company,  at the Company's option,  from electing to service the related
Mortgage Loans itself.  In the event that the Company's  responsibilities  and duties under this Agreement are terminated  pursuant to Section 4.13,  8.04, 9.01 or 10.01 and if requested to do so by the Purchaser, the  Company  shall  at its own  cost  and  expense  terminate  the  rights  and  responsibilities  of the
Subservicer  effective  as of the date of  termination  of the  Company.  The Company  shall pay all fees, expenses or penalties  necessary in order to terminate the rights and  responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

         Notwithstanding  any of the provisions of this Agreement  relating to agreements or  arrangements between the Company and the  Subservicer or any reference  herein to actions taken through the Subservicer or  otherwise,  the  Company  shall not be  relieved  of its  obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and  conditions  as if it alone were  servicing  and administering  the  Mortgage  Loans.  The Company  shall be entitled to enter into an  agreement  with the
Subservicer  for  indemnification  of the  Company  by the  Subservicer  and  nothing  contained  in  this
Agreement  shall be deemed to limit or modify such  indemnification.  The Company will  indemnify and hold
Purchaser  harmless  from any loss,  liability  or  expense  arising  out of its use of a  Subservicer  to perform any of its servicing duties, responsibilities and obligations hereunder.

         Any  Subservicing  Agreement  and any other  transactions  or services  relating to the  Mortgage
Loans involving the Subservicer  shall be deemed to be between the Subservicer and Company alone,  and the
Purchaser shall have no obligations,  duties or liabilities  with respect to the Subservicer  including no obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.  For purposes of distributions  and  advances by the Company  pursuant to this  Agreement,  the Company  shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

         Section 4.02      Collection of Mortgage Loan Payments.

         Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall,  to the extent such  procedures  shall be consistent with this Agreement,  Accepted  Servicing  Practices,  and the terms and provisions of any related Primary
Mortgage  Insurance  Policy  and  Lender  Primary  Mortgage  Insurance  Policy,   follow  such  collection
procedures  as it follows with respect to mortgage  loans  comparable  to the Mortgage  Loans and held for its own  account.  Further,  the Company  will take special care in  ascertaining  and  estimating  annual escrow  payments,  and all other charges  that, as provided in the Mortgage,  will become due and payable, so that the  installments  payable by the  Mortgagors  will be  sufficient to pay such charges as and when they become due and payable.

         In no event will the Company  waive its right to any  prepayment  penalty or premium  without the prior written  consent of Purchaser and Company will use diligent  efforts to collect same when due except as otherwise provided in the prepayment penalty rider to the Mortgage.

         Section 4.03      Realization Upon Defaulted Mortgage

         The Company shall use its best efforts,  consistent  with the  procedures  that the Company would use in servicing loans for its own account,  consistent  with Accepted  Servicing  Practices,  any Primary
Mortgage  Insurance  Policies and Lender  Primary  Mortgage  Insurance  Policies and the best  interest of
Purchaser,  to foreclose upon or otherwise  comparably  convert the ownership of properties  securing such of the Mortgage  Loans as come into and continue in default and as to which no  satisfactory  arrangements can be made for  collection of delinquent  payments  pursuant to Section 4.01.  Foreclosure  or comparable proceedings  shall be initiated  within ninety (90) days of default for Mortgaged  Properties for which no satisfactory  arrangements  can be made for  collection  of  delinquent  payments,  subject  to state  and federal law and  regulation.  The Company  shall use its best efforts to realize upon  defaulted  Mortgage
Loans in such manner as will  maximize the receipt of  principal  and  interest by the  Purchaser,  taking into  account,  among other things,  the timing of  foreclosure  proceedings.  The foregoing is subject to the provisions  that, in any case in which a Mortgaged  Property shall have suffered  damage,  the Company shall not be required to expend its own funds  toward the  restoration  of such  property  unless it shall determine in its  discretion  (i) that such  restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the Purchaser  after  reimbursement  to itself for such expenses,  and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds,  Condemnation  Proceeds,  REO
Disposition  Proceeds or Liquidation  Proceeds from the related  Mortgaged  Property,  as  contemplated in
Section 4.05.  Company shall obtain prior  approval of Purchaser as to repair or  restoration  expenses in excess of ten  thousand  dollars  ($10,000).  The Company  shall  notify the  Purchaser  in writing of the commencement  of  foreclosure  proceedings  and not less than  five (5) days  prior to the  acceptance  or rejection  of any offer of  reinstatement.  The Company  shall be  responsible  for all costs and expenses incurred by it in any such  proceedings  or  functions;  provided,  however,  that it shall be entitled to reimbursement  thereof  from the  related  property,  as  contemplated  in Section  4.05.  Notwithstanding anything to the contrary  contained  herein,  in connection  with a foreclosure or acceptance of a deed in lieu of foreclosure,  in the event the Company has reasonable  cause to believe that a Mortgaged  Property is  contaminated by hazardous or toxic  substances or wastes,  or if the Purchaser  otherwise  requests an environmental  inspection  or review of such  Mortgaged  Property,  such an  inspection or review is to be conducted by a qualified  inspector at the Purchaser's  expense.  Upon  completion of the inspection,  the
Company  shall  promptly  provide the Purchaser  with a written  report of the  environmental  inspection.
After reviewing the environmental  inspection  report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate  the Company as servicer of any Mortgage  Loan which  becomes  ninety
(90) days or  greater  delinquent  in payment  of a  scheduled  Monthly  Payment,  without  payment of any termination fee with respect thereto,  provided that the Company shall on the date said termination  takes effect be reimbursed for any  unreimbursed  advances of the Company's  funds made pursuant to Section 5.03 and any  unreimbursed  Servicing  Advances and  Servicing  Fees in each case relating to the Mortgage Loan underlying such  delinquent  Mortgage Loan  notwithstanding  anything to the contrary set forth in Section
4.05.  In the event of any such  termination,  the  provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing  responsibilities  with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

         In the event that a Mortgage  Loan  becomes  part of a REMIC,  and  becomes  REO  Property,  such property shall be disposed of by the Company,  with the consent of Purchaser as required  pursuant to this
Agreement,  before the close of the third  taxable year  following  the taxable year in which the Mortgage
Loan became an REO  Property,  unless the Company  provides to the trustee  under such REMIC an opinion of counsel to the effect that the holding of such REO Property  subsequent  to the close of the third taxable year  following  the taxable year in which the Mortgage  Loan became an REO  Property,  will not result in the  imposition  of taxes on  "prohibited  transactions"  as defined in Section 860F of the Code, or cause the  transaction  to fail to qualify as a REMIC at any time that  certificates  are  outstanding.  Company shall manage, conserve,  protect and operate each such REO Property for the certificateholders  solely for the purpose of its prompt  disposition  and sale in a manner which does not cause such property to fail to qualify as "foreclosure  property"  within the meaning of Section  860F(a)(2)(E)  of the Code, or any "net income from  foreclosure  property"  which is subject to taxation under the REMIC  provisions of the Code.
Pursuant  to its  efforts to sell such  property,  the  Company  shall  either  itself or through an agent selected by Company,  protect and  conserve  such  property in the same manner and to such an extent as is customary in the locality  where such  property is located.  Additionally,  Company  shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code

         Section 4.04      Establishment of Custodial Accounts; Deposits inCustodial Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan  separate  and apart from any of its own funds and general  assets and shall  establish  and maintain one or more Custodial  Accounts.  The Custodial Account shall be an Eligible Account.  Funds ,deposited in the Custodial  Account shall at all times be insured by the FDIC up to the FDIC insurance  limits, or must be invested in Permitted  Investments  for the benefit of the Purchaser.  Funds deposited in the Custodial
Account may be drawn on by the Company in  accordance  with Section  4.05.  The creation of any  Custodial
Account  shall be evidenced by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter  agreement  shall be furnished to the Purchaser on the Closing  Date,  and upon the request of any subsequent Purchaser.

         The Company shall deposit in a mortgage  clearing  account on a daily basis, and in the Custodial
Account or Accounts  no later than 48 hours  after  receipt of funds,  and retain  therein  the  following payments and  collections  received or made by it  subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent  thereto,  other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

         (i)      all  payments  on account of  principal,  including  Principal  Prepayments  and related penalties, on the Mortgage Loans;

         (ii) all payments on account of interest on the  Mortgage  Loans  adjusted to the  Mortgage  Loan
Remittance Rate;

         (iii) all Net Liquidation Proceeds;

         (iv) any amounts  required to be  deposited  by the Company in  connection  with any REO Property pursuant to Section  4.13 and in  connection  therewith,  the Company  shall  provide the  Purchaser  with written detail itemizing all of such amounts;

         (v) all  Insurance  Proceeds  including  amounts  required to be  deposited  pursuant to Sections
4.08,  4.10 and 4.11,  other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in  accordance  with Accepted  Servicing
Practices, the Mortgage Loan Documents or applicable law;

         (vi) all  Condemnation  Proceeds  affecting any Mortgaged  Property which are not released to the
Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

         (vii) any Monthly Advances;

         (viii)  with  respect to each full or  partial  Principal  Prepayment,  any  Prepayment  Interest
Shortfalls,  to the extent of the Company's  aggregate  Servicing Fee received with respect to the related
Prepayment Period;

         (ix) any amounts  required to be deposited by the Company  pursuant to Section 4.10 in connection with the deductible  clause in any blanket hazard  insurance  policy,  such deposit shall be made from the
Company's own funds, without reimbursement therefor; and

         (x) any amounts  required to be  deposited in the  Custodial  Account  pursuant to Section  4.01,
4.13 or 6.02.

                  The foregoing  requirements for deposit in the Custodial Account shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the  foregoing,  payments in the nature of late payment charges and assumption  fees, to the extent  permitted by Section 6.01, need not be deposited  by the  Company  in the  Custodial  Account.  Any  interest  paid  on  funds  deposited  in the
Custodial  Account by the  depository  institution  shall  accrue to the  benefit of the  Company  and the
Company shall be entitled to retain and withdraw such  interest  from the  Custodial  Account  pursuant to
Section  4.05 (iv).  The  Purchaser  shall not be  responsible  for any losses  suffered  with  respect to investment of funds in the Custodial Account.

         Section 4.05      Permitted Withdrawals From the Custodial
Account.

         The Company  may,  from time to time,  withdraw  from the  Custodial  Account  for the  following purposes:

         (i)      to make  payments to the  Purchaser  in the amounts  and in the manner  provided  for in
Section 5.01;

         (ii) to reimburse itself for Monthly  Advances,  the Company's right to reimburse itself pursuant to this  subclause  (ii) being limited to amounts  received on the related  Mortgage Loan which  represent late  collections (net of the related  Servicing Fees) of principal  and/or interest  respecting which any such advance was made, it being  understood that, in the case of such  reimbursement,  the Company's right thereto  shall be prior to the rights of the  Purchaser,  except  that,  where the  Company is required to repurchase a Mortgage Loan,  pursuant to Section 3.03, the Company's right to such reimbursement  shall be subsequent  to the payment to the  Purchaser  of the  Repurchase  Price  pursuant to such  Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

         (iii) to reimburse itself for unreimbursed  Servicing  Advances and any unpaid Servicing  Fees(or
REO  administration  fees described in Section 4.13),  the Company's right to reimburse itself pursuant to this  subclause  (iii)  with  respect  to any  Mortgage  Loan  being  limited  to  related  proceeds  from
Liquidation  Proceeds,  Condemnation  Proceeds  and  Insurance  Proceeds in  accordance  with the relevant provisions of the Fannie Mae Guides or as otherwise  set forth in this  Agreement;  any recovery  shall be made upon liquidation of the REO Property;

         (iv)     to pay to  itself  as part of its  servicing  compensation  (a) any  interest  earned on funds in the Custodial  Account (all such interest to be withdrawn  monthly not later than each Remittance
Date),  (b) the  Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

         (v)      to pay to itself with respect to each Mortgage Loan that has been  repurchased  pursuant to Section  3.03 all  amounts  received  thereon and not  distributed  as of the date on which the related repurchase price is determined,

         (vi)     to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

         (vii)to remove funds inadvertently placed in the Custodial Account by the Company;

         (vi)     to clear and terminate the Custodial Account upon the termination of this Agreement; and

         (vii)  to reimburse itself for any Nonrecoverable Advances.

         Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible
Account.  Funds  deposited  in each  Escrow  Account  shall at all times be insured in a manner to provide maximum  insurance  under  the  insurance  limitations  of the  FDIC,  or must be  invested  in  Permitted
Investments.  Funds  deposited  in the Escrow  Account may be drawn on by the Company in  accordance  with
Section  4.07.  The creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The  original of such letter  agreement  shall be  furnished  to the  Purchaser on the
Closing Date, and upon request to any subsequent purchaser.

         The Company  shall  deposit in a mortgage  clearing  account on a daily basis,  and in the Escrow
Account or Accounts no later than 48 hours after receipt of funds, and retain therein:

         (i)      all Escrow  Payments  collected  on account of the  Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

         (ii)     all  Insurance  Proceeds  which are to be  applied to the  restoration  or repair of any
Mortgaged Property; and

         (iii) all Servicing  Advances for  Mortgagors  whose Escrow  Payments are  insufficient  to cover escrow disbursements.

                  The  Company  shall  make  withdrawals  from the  Escrow  Account  only to  effect  such payments as are required  under this  Agreement,  and for such other  purposes as shall be as set forth or in  accordance  with Section  4.07.  The Company  shall be entitled to retain any  interest  paid on funds deposited in the Escrow Account by the depository  institution to the extent  permitted by law and, to the extent  required by law, the Company  shall pay interest on escrowed  funds to the Mortgagor in accordance with  applicable  law..  The Purchaser  shall not be responsible  for any losses  suffered with respect to investment of funds in the Escrow Account.

         Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by Company only:

         (i)      to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  Primary
Mortgage  Insurance  Policy  premiums,  if applicable,  fire and hazard  insurance  premiums,  condominium assessments and comparable items;

         (ii)     to  reimburse  Company  for any  Servicing  Advance  made by Company  with  respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage Loan which  represent late payments or collections of Escrow Payments thereunder;

         (iii)to refund to the Mortgagor any funds as may be determined to be overages;

         (iv)     for transfer to the Custodial Account in accordance with the terms of this Agreement;

         (v)      for application to restoration or repair of the Mortgaged Property;

         (vi)     to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii) to clear and terminate the Escrow  Account on the  termination of this  Agreement.  As part of its servicing duties, the Company shall pay to the Mortgagors  interest on funds in Escrow Account,  to the extent  required by law,  and to the extent  that  interest  earned on funds in the Escrow  Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

         (viii) to pay to the  Mortgagors  or other  parties  Insurance  Proceeds  deposited in accordance with Section 4.06.

         Section 4.08      Payment of Taxes, Insurance and Other Charges;  Maintenance of Primary Mortgage
         Insurance Policies; Collections Thereunder.

         With respect to each Mortgage Loan, the Company shall maintain  accurate  records  reflecting the status of ground rents, taxes,  assessments,  water rates and other charges which are or may become a lien upon the  Mortgaged  Property and the status of primary  mortgage  insurance  premiums and fire and hazard insurance  coverage  and shall  obtain,  from time to time,  all bills for the  payment  of such  charges, including  renewal  premiums  and  shall  effect  payment  thereof  prior  to the  applicable  penalty  or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been  estimated and  accumulated by the Company in amounts  sufficient  for such  purposes,  as allowed  under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company shall determine  that any such  payments  are made by the  Mortgagor  at the time they  first  become  due.  The
Company  assumes full  responsibility  for the timely  payment of all such bills and shall  effect  timely payments of all such bills  irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         The  Company  will  maintain  in full force and effect  Primary  Mortgage  Insurance  Policies or
Lender Primary  Mortgage  Insurance  Policies issued by a Qualified  Insurer with respect to each Mortgage
Loan for  which  such  coverage  is  herein  required.  Such  coverage  will be  terminated  only with the approval of Purchaser,  or as required by  applicable  law or  regulation.  The Company will not cancel or refuse to renew any Primary  Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance  Policy in
effect  on the  Closing  Date  that  is  required  to be kept in  force  under  this  Agreement  unless  a replacement  Primary  Mortgage  Insurance  Policy or Lender  Primary  Mortgage  Insurance  Policy for such canceled or  nonrenewed  policy is obtained  from and  maintained  with a Qualified  Insurer.  The Company shall not take any action  which  would  result in  non-coverage  under any  applicable  Primary  Mortgage
Insurance  Policy or Lender Primary  Mortgage  Insurance  Policy of any loss which, but for the actions of the Company  would have been  covered  thereunder.  In  connection  with any  assumption  or  substitution agreement  entered into or to be entered into pursuant to Section 6.01, the Company shall promptly  notify the insurer under the related  Primary  Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance
Policy,  if any, of such  assumption or  substitution  of liability in  accordance  with the terms of such policy  and  shall  take  all  actions  which  may be  required  by such  insurer  as a  condition  to the continuation  of  coverage  under  the  Primary  Mortgage  Insurance  Policy or  Lender  Primary  Mortgage
Insurance  Policy. If such Primary Mortgage  Insurance Policy or Lender Primary Mortgage  Insurance Policy
is terminated  as a result of such  assumption or  substitution  of liability,  the Company shall obtain a replacement  Primary Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance Policy as provided above.

         In connection  with its  activities as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the Purchaser,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely  fashion  in  accordance  with the  terms of such  Primary  Mortgage  Insurance  Policy or Lender
Primary  Mortgage  Insurance  Policy and, in this  regard,  to take such action as shall be  necessary  to permit recovery under any Primary Mortgage  Insurance  Policy or Lender Primary Mortgage  Insurance Policy
respecting a defaulted  Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any  Primary  Mortgage  Insurance  Policy or  Lender  Primary  Mortgage  Insurance  Policy  shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09      Transfer of Accounts.

         The Company may  transfer the  Custodial  Account or the Escrow  Account to a different  Eligible
Account from time to time.  Such transfer shall be made only upon  obtaining the prior written  consent of the Purchaser, which consent will not be unreasonably withheld.

         Section 4.10      Maintenance of Hazard Insurance.

         The Company shall cause to be maintained  for each Mortgage Loan fire and hazard  insurance  with extended  coverage as is  acceptable  to Fannie Mae or FHLMC and customary in the area where the Mortgaged
Property is located in an amount  which is equal to the lesser of (i) the maximum  insurable  value of the improvements  securing such Mortgage Loan or (ii) the greater of (a) the outstanding  principal balance of the Mortgage  Loan,  and (b) an amount such that the proceeds  thereof  shall be sufficient to prevent the
Mortgagor  and/or the mortgagee from becoming a co-insurer.  If required by the Flood Disaster  Protection
Act of 1973,  as amended,  each  Mortgage Loan shall be covered by a flood  insurance  policy  meeting the requirements  of the  current  guidelines  of the  Federal  Insurance  Administration  in  effect  with an insurance  carrier  acceptable to Fannie Mae or FHLMC,  in an amount  representing  coverage not less than the least of (i) the  outstanding  principal  balance of the  Mortgage  Loan,  (ii) the maximum  insurable value of the  improvements  securing such Mortgage Loan or (iii) the maximum amount of insurance  which is available  under the Flood  Disaster  Protection  Act of 1973, as amended.  If at any time during the term of the Mortgage  Loan,  the Company  determines  in  accordance  with  applicable  law and pursuant to the
Fannie Mae Guides that a Mortgaged  Property is located in a special  flood hazard area and is not covered by flood  insurance  or is  covered  in an amount  less than the  amount  required  by the Flood  Disaster
Protection  Act of 1973,  as amended,  the Company shall notify the related  Mortgagor  that the Mortgagor must obtain such flood  insurance  coverage,  and if said  Mortgagor  fails to obtain the  required  flood insurance  coverage within  forty-five (45) days after such  notification,  the Company shall  immediately force place the required flood  insurance on the  Mortgagor's  behalf.  The Company shall also maintain on each REO Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum insurable value of the improvements  which are a part of such property,  and, to the extent required and available  under the Flood Disaster  Protection Act of 1973, as amended,  flood  insurance in an amount as provided  above.  Any amounts  collected by the Company  under any such  policies  other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged
Property or REO Property,  or released to the Mortgagor in accordance with Accepted  Servicing  Practices, shall be deposited  in the  Custodial  Account,  subject to  withdrawal  pursuant to Section  4.05.  It is understood  and  agreed  that no  other  additional  insurance  need be  required  by the  Company  of the
Mortgagor or  maintained  on property  acquired in respect of the Mortgage  Loan,  other than  pursuant to this Agreement,  the Fannie Mae Guides or such  applicable  state or federal laws and regulations as shall at any time be in force  and as shall  require  such  additional  insurance.  All such  policies  shall be endorsed  with  standard  mortgagee  clauses  with loss payable to the Company and its  successors  and/or assigns  and shall  provide  for at least  thirty  (30) days  prior  written  notice of any  cancellation, reduction in the amount or material  change in coverage to the Company.  The Company  shall not  interfere with the  Mortgagor's  freedom of choice in selecting  either his  insurance  carrier or agent,  provided, however,  that the Company shall not accept any such insurance  policies from insurance  companies  unless such companies are Qualified Insurers.

         Section 4.11      Maintenance of Mortgage Impairment
                                    Insurance Policy.

         In the event that the Company  shall  obtain and maintain a blanket  policy  issued by an insurer acceptable to Fannie Mae or FHLMC insuring  against hazard losses on all of the Mortgage  Loans,  then, to the extent such policy  provides  coverage in an amount equal to the amount  required  pursuant to Section
4.10 and otherwise  complies with all other  requirements of Section 4.10, it shall conclusively be deemed to have satisfied its  obligations as set forth in Section 4.10, it being  understood and agreed that such policy may contain a deductible  clause,  in which case the Company  shall,  in the event that there shall not have been  maintained  on the related  Mortgaged  Property  or REO  Property a policy  complying  with
Section  4.10,  and there shall have been a loss which would have been covered by such policy,  deposit in the  Custodial  Account  the  amount  not  otherwise  payable  under the  blanket  policy  because of such deductible  clause.  In  connection  with its  activities as servicer of the Mortgage  Loans,  the Company agrees to prepare and present,  on behalf of the  Purchaser,  claims  under any such  blanket  policy in a timely fashion in accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company shall cause to be delivered to the  Purchaser a certified  true copy of such policy and shall use its best efforts  to  obtain  a  statement  from the  insurer  thereunder  that  such  policy  shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

         Section 4.12      Fidelity Bond, Errors and Omissions
                                    Insurance.

         The  Company  shall  maintain,  at its own  expense,  a blanket  fidelity  bond and an errors and omissions insurance policy, with broad coverage with responsible  companies on all officers,  employees or other persons  acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and  papers  relating  to the  Mortgage  Loan.  The  Fidelity  Bond  shall be in the form of the  Mortgage
Banker's Blanket Bond and shall protect and insure the Company against losses,  including forgery,  theft, embezzlement  and fraud of such persons.  The errors and omissions  insurance shall protect and insure the
Company  against  losses  arising out of errors and  omissions and  negligent  acts of such persons.  Such errors and  omissions  insurance  shall also protect and insure the Company  against  losses in connection with the failure to maintain any insurance  policies  required  pursuant to this Agreement and the release or  satisfaction of a Mortgage Loan without having obtained  payment in full of the  indebtedness  secured thereby.  No  provision  of this  Section  4.12  requiring  the  Fidelity  Bond or  errors  and  omissions insurance  shall  diminish  or relieve the Company  from its duties and  obligations  as set forth in this
Agreement.  The minimum  coverage under any such bond and insurance  policy shall be at least equal to the corresponding  amounts  required by Fannie Mae in the Fannie Mae Guides.  Upon  request by the  Purchaser, the  Company  shall  deliver to the  Purchaser  a  certificate  from the surety and the  insurer as to the existence  of the Fidelity  Bond and errors and  omissions  insurance  policy and shall obtain a statement from the  surety  and the  insurer  that  such  Fidelity  Bond or  insurance  policy  shall in no event be terminated or materially  modified  without thirty (30) days' prior written  notice to the Purchaser.  The
Company shall notify the  Purchaser  within five (5) business days of receipt of notice that such Fidelity
Bond or insurance policy will be, or has been,  materially  modified or terminated.  The Purchaser (or any party  having the status of  Purchaser  hereunder)  and any  subsidiary  thereof and their  successors  or assigns  as  their  interests  may  appear  must be  named  as loss  payees  on the  Fidelity  Bond and as additional  insured on the errors and omissions policy.  Upon request by Purchaser,  Company shall provide
Purchaser with an insurance  certificate  certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

                  Section 4.13      Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged  Property is acquired in  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate  of sale  shall be  taken in the name of the  Purchaser  or its designee,  or in the event the  Purchaser or its designee is not  authorized or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected  under the
"doing  business" or tax laws of such state by so holding title,  the deed or certificate of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company  from an attorney  duly  licensed  to practice  law in the state where the REO  Property is located.  Any Person or Persons holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The  Company  shall  notify  the  Purchaser  in  accordance  with the  Fannie  Mae Guides of each acquisition  of REO  Property  upon such  acquisition  (and,  in any event,  shall  provide  notice of the consummation  of any foreclosure  sale within three (3) Business Days of the date Company  receives notice of such  consummation),  together  with a copy of the drive by appraisal or brokers  price  opinion of the
Mortgaged   Property   obtained  in  connection  with  such   acquisition,   and  thereafter   assume  the
responsibility  for  marketing  such  REO  property  in  accordance  with  Accepted  Servicing  Practices.
Thereafter,  the  Company  shall  continue to provide  certain  administrative  services to the  Purchaser relating to such REO Property as set forth in this  Section  4.13.  No Servicing  Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

         The Company shall,  either itself or through an agent selected by the Company,  and in accordance with the Fannie Mae Guides  manage,  conserve,  protect and operate  each REO  Property in the same manner that it manages,  conserves,  protects and operates other foreclosed property for its own account,  and in the same manner that similar  property in the same  locality as the REO  Property is managed.  The Company shall cause each REO Property to be inspected  promptly  upon the  acquisition  of title thereto and shall cause each REO Property to be inspected at least  monthly  thereafter  or more  frequently  as required by the  circumstances.  The  Company  shall  make  or  cause  to be  made  a  written  report  of  each  such inspection.  Such reports  shall be retained in the Mortgage  File and copies  thereof  shall be forwarded by the Company to the Purchaser.

         The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall  sell such REO  Property  in any  event  within  one year  after  title  has been  taken to such REO
Property,  unless  the  Company  determines,  and gives an  appropriate  notice to the  Purchaser  to such effect,  that a longer period is necessary for the orderly  liquidation of such REO Property.  If a longer period than one (1) year is  permitted  under the  foregoing  sentence  and is  necessary  to sell any REO
Property,  the Company  shall report  monthly to the  Purchaser  as to the progress  being made in selling such REO  Property.  No REO Property  shall be marketed  for less than the  Appraised  Value,  without the prior consent of Purchaser.  No REO Property  shall be sold for less than ninety five percent (95%) of its
Appraised  Value,  without the prior consent of  Purchaser.  All requests for  reimbursement  of Servicing
Advances  shall be in accordance  with the Fannie Mae Guides.  The  disposition  of REO Property  shall be carried out by the Company at such price,  and upon such terms and conditions,  as the Company deems to be in the best  interests of the  Purchaser  (subject to the above  conditions)  only with the prior  written consent of the Purchaser.  Company shall provide  monthly  reports to Purchaser in reference to the status of the marketing of the REO Properties.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate the Company as servicer of any such REO Property  without  payment of any termination  fee with respect  thereto,  provided that the Company shall on the date said  termination takes effect be reimbursed for any  unreimbursed  advances of the Company's funds made pursuant to Section
5.03 and any  unreimbursed  Servicing  Advances and  Servicing  Fees in each case relating to the Mortgage
Loan  underlying  such REO Property  notwithstanding  anything to the contrary set forth in Section  4.05.
In the  event of any such  termination,  the  provisions  of  Section  11.01  hereof  shall  apply to said termination  and the  transfer of  servicing  responsibilities  with  respect to such REO  Property to the
Purchaser or its designee.  Within five (5) Business Days of any such  termination,  the Company shall, if necessary  convey  such  property to the  Purchaser  and shall  further  provide  the  Purchaser  with the following  information  regarding  the subject REO  Property:  the related  drive by  appraisal or brokers price  opinion,  and copies of any related  Mortgage  Impairment  Insurance  Policy  claims.  In addition, within five (5) Business  Days,  the Company shall provide the  Purchaser  with the following  information regarding  the  subject  REO  Property:  the  related  trustee's  deed upon sale and copies of any related hazard insurance claims, or repair bids.

         Section 4.14      Notification of Maturity Date.

          With respect to each Mortgage  Loan,  the Company shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and
Mortgage regarding the maturity date if required under applicable law.

                                                ARTICLE V

                                        PAYMENTS TO THE PURCHASER

         Section 5.01      Distributions.

         On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser (i) all amounts  credited to the Custodial  Account as of the close of business on the preceding  Determination  Date,  net of charges  against or  withdrawals  from the  Custodial  Account pursuant to Section  4.05,  plus (ii) all Monthly  Advances,  if any,  which the Company is  obligated  to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan  Remittance  Rate on any
Principal  Prepayment  from the date of such Principal  Prepayment  through the end of the month for which disbursement  is made  provided that the  Company's  obligation  as to payment of such  interest  shall be limited  to the  Servicing  Fee  earned  during  the month of the  distribution,  minus  (iv) any  amounts attributable  to Monthly  Payments  collected  but due on a Due Date or Dates  subsequent to the preceding
Determination  Date,  which  amounts  shall be remitted on the  Remittance  Date next  succeeding  the Due
Period for such amounts.  It is  understood  that,  by operation of Section  4.04,  the  remittance on the first  Remittance Date with respect to Mortgage Loans  purchased  pursuant to the related Term Sheet is to include  principal  collected  after the  Cut-off  Date  through  the  preceding  Determination  Date plus interest,  adjusted to the  Mortgage  Loan  Remittance  Rate  collected  through such  Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

         With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the  Purchaser  interest on any such late  payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change plus two (2)  percentage  points,  but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the  Business  Day such  payment  was due and ending with the  Business  Day on which such payment is made to the Purchaser,  both  inclusive.  The payment by the Company of any such interest shall not be deemed an  extension  of time for  payment or a waiver of any Event of Default by the  Company.  On each Remittance  Date, the Company shall provide a remittance  report detailing all amounts being remitted pursuant to this Section 5.01.

         Section 5.02      Statements to the Purchaser.

         The Company shall  furnish to Purchaser an  individual  loan  accounting  report,  as of the last
Business  Day of each month,  in the  Company's  assigned  loan number  order to  document  Mortgage  Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding individual  loan  accounting  report shall be received by the  Purchaser no later than the tenth  calendar day of the following  month on a disk or tape or other  computer-readable  format in such format as may be mutually  agreed upon by both  Purchaser  and  Company,  and no later than the fifth  Business  Day of the following month in hard copy, and shall contain the following:

         (i) With respect to each Monthly  Payment,  the amount of such remittance  allocable to principal
(including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment amounts remitted in accordance with Section 4.04);

         (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

         (iii)  the  amount  of  servicing   compensation   received  by  the  Company  during  the  prior
distribution period;

         (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

         (v) the  aggregate  of any  expenses  reimbursed  to the  Company  during the prior  distribution period pursuant to Section 4.05;

         (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a) delinquent
(1) 30 to 59 days,  (2) 60 to 89 days,  (3) 90 days or more;  (b) as to which  foreclosure  has commenced;
and (c) as to which REO Property has been acquired; and

         The Company  shall also  provide a trial  balance,  sorted in  Purchaser's  assigned  loan number order, in the form of Exhibit E hereto, with each such Report.

         The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions  contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the  Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Section 5.03      Monthly Advances by the Company.

                  Not later than the close of business  on the  Business  Day  preceding  each  Remittance
Date,  the Company shall deposit in the Custodial  Account an amount equal to all payments not  previously advanced by the Company,  whether or not deferred  pursuant to Section 4.01,  of principal  (due after the
Cut-off  Date) and  interest  not  allocable  to the period  prior to the  Cut-off  Date,  adjusted to the
Mortgage Loan Remittance  Rate,  which were due on a Mortgage Loan and delinquent at the close of business on the  related  Determination  Date;  provided,  however,  that the  Company  may use the Amount Held for
Future  Distribution  (as defined  below) then on deposit in the  Custodial  Account to make such  Monthly
Advances.  The Company  shall deposit any portion of the Amount Held for Future  Distribution  used to pay
Monthly  Advances into the Custodial  Account on any future  Remittance  Date to the extent that the funds that are available in the Custodial  Account for remittance to the Purchaser on such  Remittance  Date are less than the amount of payments required to be made to the Purchaser on such Remittance Date.

           The "Amount Held for Future  Distribution"  as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding  Determination  Date which were received  after the Cut-off Date on account of (i)  Liquidation  Proceeds,  Insurance  Proceeds,  and
Principal  Prepayments  received or made in the month of such  Remittance  Date,  and (ii) payments  which represent  early  receipt  of  scheduled  payments  of  principal  and  interest  due on a date  or  dates subsequent to the related Due Date.

         The  Company's  obligation  to make such Monthly  Advances as to any Mortgage  Loan will continue through the last  Monthly  Payment due prior to the payment in full of the Mortgage  Loan,  or through the
Remittance  Date  prior  to the date on which  the  Mortgaged  Property  liquidates  (including  Insurance
Proceeds,  proceeds from the sale of REO Property or  Condemnation  Proceeds) with respect to the Mortgage
Loan  unless the Company  deems such  advance to be  nonrecoverable.  In such  event,  the  Company  shall deliver to the  Purchaser  an  Officer's  Certificate  of the Company to the effect that an officer of the
Company  has  reviewed  the  related  Mortgage  File and has made the  reasonable  determination  that any additional advances are nonrecoverable.

         Section 5.04      Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company  shall  submit to the  Purchaser a  liquidation report with respect to such  Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.
The Company  shall also  provide  reports on the status of REO Property  containing  such  information  as
Purchaser may reasonably require.

                                                ARTICLE VI

                                       GENERAL SERVICING PROCEDURES

         Section 6.01      Assumption Agreements.

         The  Company  will,  to the extent it has  actual  knowledge  of any  conveyance  or  prospective conveyance by any Mortgagor of the Mortgaged  Property  (whether by absolute  conveyance or by contract of sale,  and whether or not the Mortgagor  remains or is to remain liable under the Mortgage Note and/or the
Mortgage),  exercise its rights to accelerate  the maturity of such Mortgage Loan under any  "due-on-sale"
clause to the extent  permitted by law;  provided,  however,  that the Company shall not exercise any such rights if  prohibited  by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights  would  impair or threaten to impair any  recovery  under the related  Primary  Mortgage  Insurance
Policy or Lender Primary  Mortgage  Insurance  Policy,  if any. If the Company  reasonably  believes it is unable  under  applicable  law to  enforce  such  "due-on-sale"  clause,  the  Company  will enter into an assumption  agreement  with the person to whom the Mortgaged  Property has been conveyed or is proposed to be conveyed,  pursuant to which such person  becomes  liable  under the  Mortgage  Note and, to the extent permitted by applicable  state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed pursuant to this  Section  6.01,  the Company,  with the prior  consent of the  Purchaser  and the primary mortgage  insurer,  if any, is authorized to enter into a  substitution  of liability  agreement  with the person to whom the Mortgaged  Property has been  conveyed or is proposed to be conveyed  pursuant to which the  original  mortgagor is released  from  liability  and such Person is  substituted  as  mortgagor  and becomes liable under the related  Mortgage Note. Any such  substitution  of liability  agreement  shall be in lieu of an assumption agreement.

         In connection with any such  assumption or  substitution  of liability,  the Company shall follow the  underwriting  practices and procedures of the Company.  With respect to an assumption or substitution of liability,  the Mortgage  Interest Rate borne by the related  Mortgage  Note, the amount of the Monthly
Payment and the maturity  date may not be changed  (except  pursuant to the terms of the  Mortgage  Note).
If the  credit  of the  proposed  transferee  does  not  meet  such  underwriting  criteria,  the  Company diligently  shall,  to the extent  permitted by the Mortgage or the Mortgage Note and by  applicable  law, accelerate  the maturity of the  Mortgage  Loan.  The Company  shall  notify the  Purchaser  that any such substitution  of liability or assumption  agreement has been  completed by forwarding to the Purchaser the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related Mortgage File and shall,  for all purposes,  be considered a part of such Mortgage File to the same extent as all other  documents and  instruments  constituting  a part thereof.  All fees collected by the Company for entering into an assumption or  substitution  of liability  agreement  shall belong to the
Company.

         Notwithstanding  the  foregoing  paragraphs  of  this  Section  or any  other  provision  of this
Agreement,  the  Company  shall not be  deemed to be in  default,  breach  or any other  violation  of its obligations  hereunder  by  reason  of any  assumption  of a  Mortgage  Loan  by  operation  of law or any assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term  "assumption"  is deemed to also include a sale of the Mortgaged
Property  subject to the Mortgage that is not  accompanied by an assumption or  substitution  of liability agreement.

         Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification that  payment  in full  will be  escrowed  in a manner  customary  for such  purposes,  the  Company  will immediately  notify the Purchaser by a  certification,  which  certification  shall include a statement to the effect  that all  amounts  received  or to be  received  in  connection  with such  payment  which are required  to be  deposited  in the  Custodial  Account  pursuant  to Section  4.04 have been or will be so deposited,  of a Servicing  Officer and shall  request  delivery to it of the portion of the Mortgage File held by the  Purchaser.  The  Purchaser  shall no later than five (5) Business  Days after receipt of such certification  and request,  release or cause to be released to the  Company,  the related  Mortgage  Loan
Documents and, upon its receipt of such documents,  the Company shall promptly  prepare and deliver to the
Purchaser  the  requisite  satisfaction  or release.  No later than five (5) Business  Days  following its receipt of such  satisfaction or release,  the Purchaser shall deliver,  or cause to be delivered,  to the
Company the release or satisfaction  properly  executed by the owner of record of the applicable  mortgage or its duly  appointed  attorney  in fact.  No expense  incurred  in  connection  with any  instrument  of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the Company  satisfies or releases a Mortgage  without  having  obtained  payment in full of the  indebtedness  secured  by the  Mortgage  or  should  it  otherwise  prejudice  any  right the
Purchaser may have under the mortgage  instruments,  the Company,  upon written demand, shall remit within two (2) Business Days to the  Purchaser the then  outstanding  principal  balance of the related  Mortgage
Loan by deposit  thereof in the  Custodial  Account.  The Company  shall  maintain the  Fidelity  Bond and errors and omissions  insurance  insuring the Company  against any loss it may sustain with respect to any
Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as  appropriate  for the  servicing or  foreclosure  of the Mortgage  Loan, including for the purpose of collection  under any Primary  Mortgage  Insurance  Policy or Lender  Primary
Mortgage  Insurance  Policy,  the  Purchaser  shall,  upon  request of the  Company  and  delivery  to the
Purchaser of a servicing receipt signed by a Servicing  Officer,  release the portion of the Mortgage File held by the Purchaser to the Company.  Such  servicing  receipt  shall  obligate the Company to return the related  Mortgage  documents  to the  Purchaser  when the need  therefor by the Company no longer  exists, unless the Mortgage Loan has been  liquidated and the Liquidation  Proceeds  relating to the Mortgage Loan have been  deposited in the Custodial  Account or the Mortgage File or such document has been delivered to an  attorney,  or to a public  trustee or other  public  official  as  required  by law,  for  purposes of initiating or pursuing legal action or other  proceedings  for the  foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the Company has delivered to the Purchaser a certificate  of a
Servicing  Officer  certifying  as to the name and  address of the Person to which such  Mortgage  File or such document was delivered  and the purpose or purposes of such  delivery.  Upon receipt of a certificate of a Servicing  Officer  stating that such Mortgage Loan was  liquidated,  the servicing  receipt shall be released by the Purchaser to the Company.

         Section 6.03      Servicing Compensation.

         As compensation  for its services  hereunder,  the Company shall be entitled to withdraw from the
Custodial Account (to the extent of interest  payments  collected on the Mortgage Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing
Fee, subject to payment of compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii).  Additional  servicing  compensation  in the form of  assumption  fees, as provided in Section 6.01,  and late payment  charges or otherwise  shall be retained by the Company to the extent not  required to be  deposited  in the  Custodial  Account.  No  Servicing  Fee shall be payable in connection with partial Monthly  Payments.  The Company shall be required to pay all expenses  incurred by it in  connection  with its  servicing  activities  hereunder  and shall not be entitled to  reimbursement therefor except as specifically provided for.

         Section 6.04      Annual Statement as to Compliance.

         The Company will deliver to the Purchaser and the Master  Servicer not later  February 28 of each year beginning in February 2005, an Officers'  Certificate  stating,  as to each signatory  thereof,  that
(i) a review of the  activities  of the Company  during the  preceding  calendar  year and of  performance under  this  Agreement  has been  made  under  such  officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its obligations  under this
Agreement  throughout  such  year,  or,  if  there  has  been a  default  in the  fulfillment  of any such obligation,  specifying  each such  default  known to such  officers  and the  nature  and  status of cure provisions  thereof.  Copies of such  statement  shall be provided by the  Company to the  Purchaser  upon request.

         Section 6.05      Annual Independent Certified Public
                                    Accountants' Servicing Report.

         On or before  February  28 of each year  beginning  February  28, 2005 the Company at its expense shall cause a firm of  independent  public  accountants  which is a member of the  American  Institute  of
Certified  Public  Accountants  to furnish a statement  to the  Purchaser to the effect that such firm has examined certain  documents and records relating to the Company's  servicing of mortgage loans of the same type as the Mortgage  Loans  pursuant to servicing  agreements  substantially  similar to this  Agreement, which  agreements may include this  Agreement,  and that, on the basis of such an  examination,  conducted substantially in the uniform single audit program for mortgage  bankers,  such firm is of the opinion that the Company's  servicing has been conducted in compliance  with the agreements  examined  pursuant to this
Section 6.05,  except for (i) such  exceptions as such firm shall believe to be immaterial,  and (ii) such other  exceptions as shall be set forth in such  statement.  Copies of such statement shall be provided by the Company to the  Purchaser and the Master  Servicer.  In addition,  on an annual  basis,  Company shall provided Purchaser with copies of its audited financial statements.

         Section 6.06      Purchaser's Right to Examine Company
Records.

         The  Purchaser  shall have the right to examine and audit at its expense upon  reasonable  notice to the Company,  during  business  hours or at such other times as might be  reasonable  under  applicable circumstances,  any and all of the books,  records,  documentation or other information of the Company, or held by another  for the  Company or on its  behalf or  otherwise,  which  relates to the  performance  or observance by the Company of the terms, covenants or conditions of this Agreement.

         The Company shall provide to the Purchaser and any supervisory  agents or examiners  representing a state or federal  governmental agency having jurisdiction over the Purchaser,  including but not limited to OTS, FDIC and other similar entities,  access to any documentation  regarding the Mortgage Loans in the possession  of the Company  which may be  required by any  applicable  regulations.  Such access  shall be afforded without charge, upon reasonable  request,  during normal business hours and at the offices of the
Company, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

         Section 6.07      Annual Certification.

(a)      For so long as the Mortgage Loans are being master serviced by the Master  Servicer,  by February
28th of each year (or if not a Business  Day, the  immediately  preceding  Business  Day), or at any other time upon  thirty  (30) days  written  request,  an officer of the  Company  shall  execute and deliver an
Officer's  Certificate  to the Purchaser and the Master  Servicer for the benefit of the Purchaser and the
Master Servicer and their officers, directors and affiliates, certifying as to the following matters:

             (i)      Based on my  knowledge,  the  information  in the  Annual  Statement  of  Compliance,  the Annual
                      Independent  Public   Accountant's   Servicing  Report  and  all  servicing
                      reports,  officer's  certificates  and other  information  relating  to the servicing of the Mortgage Loans  submitted to the Master  Servicer taken as a whole,  does not contain any untrue  statement of a material fact or omit to state a material fact  necessary to make the  statements  made, in light
                      of  the   circumstances   under  which  such   statements  were  made,  not
                      misleading as of the date of this certification;

             (ii)     The  servicing  information  required to be provided to the Master  Servicer by the Company under this Agreement has been provided to the Master Servicer;

            (iii)     I am responsible  for reviewing the activities  performed by the Company under the Agreement and based upon the review required by this  Agreement,  and except as disclosed in the Annual  Statement of  Compliance  or the Annual  Independent  Public
                      Accountant's  Servicing  Report  submitted  to  the  Master  Servicer,  the
                      Company  has,  as  of  the  date  of  this   certification   fulfilled  its
                      obligations under this Agreement; and

              (iv)I have disclosed to the Master Servicer all significant  deficiencies  relating to the Company's  compliance with the minimum servicing standards in accordance with a review  conducted  in  compliance  with the Uniform  Single  Attestation
                  Program for Mortgage Bankers or similar standard as set forth in the Agreement.

(b)      The Company shall  indemnify  and hold  harmless the  Purchaser and Master  Servicer and their  officers,  directors,  agents  and  affiliates  from  and  against  any  losses,  damages, penalties,  fines,  forfeitures,  reasonable  legal fees and related  costs,  judgments and other costs and expenses  arising out of or based upon a breach by the Company or any of its  officers, directors,  agents or affiliates of its  obligations  under this Section 6.07 or the  negligence, bad faith or willful misconduct of the Company in connection  therewith.  If the  indemnification provided for herein is  unavailable  or  insufficient  to hold  harmless the  Purchaser or Master
Servicer,  then the Company agrees that it shall  contribute to the amount paid or payable by the
Purchaser or Master  Servicer as a result of the losses,  claims,  damages or  liabilities of the
Purchaser or Master  Servicer in such  proportion as is appropriate to reflect the relative fault of the  Purchaser or Master  Servicer on the one hand and the Company on the other in  connection with a breach of the Company's  obligations under this Section 6.07 or the Company's  negligence, bad faith or willful misconduct in connection therewith.

                                               ARTICLE VII

                                    REPORTS TO BE PREPARED BY SERVICER

         Section 7.01      Company Shall Provide Information as Reasonably Required.

         The Company shall  furnish to the Purchaser  during the term of this  Agreement,  such  periodic, special or other reports,  information or  documentation,  whether or not provided for herein, as shall be necessary,  reasonable  or  appropriate  in  respect  to the  Purchaser,  or  otherwise  in respect to the
Mortgage  Loans  and  the  performance  of the  Company  under  this  Agreement,  including  any  reports,
information  or  documentation   reasonably  required  to  comply  with  any  regulations   regarding  any
supervisory  agents or examiners of the  Purchaser  all such reports or  information  to be as provided by and in accordance  with such  applicable  instructions  and  directions  as the  Purchaser may  reasonably request in  relation  to this  Agreement  or the  performance  of the Company  under this  Agreement.  The
Company  agrees to execute  and deliver all such  instruments  and take all such action as the  Purchaser, from time to time,  may  reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

         In  connection  with  marketing  the  Mortgage  Loans,  the  Purchaser  may make  available  to a prospective  purchaser  audited  financial  statements of the Company for the most recently  completed two
(2)  fiscal  years for which  such  statements  are  available,  as well as a  Consolidated  Statement  of
Condition  at the  end of the  last  two  (2)  fiscal  years  covered  by any  Consolidated  Statement  of
Operations.  If it has not already  done so, the Company  shall  furnish  promptly to the  Purchaser  or a prospective purchaser copies of the statements specified above.

         The Company  shall make  reasonably  available to the  Purchaser or any  prospective  Purchaser a knowledgeable  financial or  accounting  officer for the purpose of answering  questions and to permit any prospective  purchaser to inspect the Company's  servicing  facilities for the purpose of satisfying  such prospective  purchaser  that the Company has the ability to service the Mortgage Loans as provided in this
Agreement.

                                               ARTICLE VIII

                                               THE SERVICER

         Section 8.01      Indemnification; Third Party Claims.

         The Company  agrees to indemnify the  Purchaser and hold it harmless  against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants,  and agreements to service the Mortgage Loans in compliance  with the terms of this  Agreement.  The Company  agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses that the Purchaser may sustain in any way  related to the breach of a  representation  or warranty  set forth in  Sections  3.01 or 3.02 of this
Agreement.  The  Company  shall  immediately  notify  the  Purchaser  if a claim is made by a third  party against  Company with respect to this  Agreement  or the Mortgage  Loans,  assume (with the consent of the
Purchaser) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees,  whether or not such claim is settled  prior to judgment,  and promptly  pay,  discharge and satisfy any judgment or decree  which may be entered  against it or the  Purchaser  in respect of such claim.  The
Company  shall  follow any written  instructions  received  from the  Purchaser  in  connection  with such claim.  The Purchaser  shall  promptly  reimburse  the Company for all amounts  advanced by it pursuant to the two  preceding  sentences  except when the claim  relates to the failure of the Company to service and administer the Mortgages in compliance with the terms of this Agreement,  the breach of  representation or warranty set forth in Sections 3.01 or 3.02, or the gross negligence,  bad faith or willful  misconduct of
Company.  The  provisions  of this Section  8.01 shall  survive  termination  of this  Agreement.  Nothing herein  shall be  construed  to impose any  liability  on the  Company in the event it has, in good faith, complied with any instructions of Purchaser,  which  instructions are contrary to the terms and provisions of this agreement.

         Section 8.02      Merger or Consolidation of the Company.

         The Company  will keep in full  effect its  existence,  rights and  franchises  as a  corporation under  the laws of the  state of its  incorporation  except  as  permitted  herein,  and will  obtain  and preserve its  qualification  to do business as a foreign  corporation in each  jurisdiction  in which such qualification is or shall be necessary to protect the validity and  enforceability  of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or  consolidated,  or any  corporation  resulting from any  merger,  conversion  or  consolidation  to which the  Company  shall be a party,  or any  Person succeeding  to the  business  of the  Company  whether  or not  related  to loan  servicing,  shall be the successor  of the Company  hereunder,  without the  execution or filing of any paper or any further act on the  part of any of the  parties  hereto,  anything  herein  to the  contrary  notwithstanding;  provided, however,  that the successor or surviving  Person,  or the parent  company of such  successor or surviving
Person,  shall be an institution  (i) having a GAAP net worth not less than  $25,000,000,  (ii) which is a
HUD-approved  mortgagee  whose  primary  business is in  origination  and servicing of first lien mortgage loans,  and  (iii) who is a Fannie  Mae or FHLMC  approved  seller/servicer  in good  standing;  provided, however,  that if such  successor  or  surviving  Person  does  not  have a GAAP  net  worth  of at  least
$25,000,000,  the parent  company of such  successor  or  surviving  Person  shall act as  guarantor  with respect to such successor's obligations under this Agreement.

         Section 8.03      Limitation on Liability of the Company and Others.

         Neither the Company nor any of the  officers,  employees or agents of the Company  shall be under any  liability to the Purchaser  for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment made in good faith;  provided,  however, that this  provision  shall not protect the Company or any such person against any breach of warranties or representations  made herein,  or failure to perform its  obligations  in compliance  with any standard of care set  forth in this  Agreement,  or any  liability  which  would  otherwise  be  imposed  by reason of negligence,  bad  faith  or  willful  misconduct,  or any  breach  of the  terms  and  conditions  of this
Agreement.  The  Company and any  officer,  employee or agent of the Company may rely in good faith on any document of any kind prima facie properly  executed and submitted by the Purchaser  respecting any matters arising  hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental to its duties to service the Mortgage  Loans in accordance  with this
Agreement  and which in its  reasonable  opinion may involve it in any  expenses or  liability;  provided, however,  that the Company may, with the consent of the Purchaser,  undertake any such action which it may deem  necessary  or  desirable  in respect  to this  Agreement  and the  rights and duties of the  parties hereto.  In such  event,  the  reasonable  legal  expenses  and  costs of such  action  and any  liability resulting  therefrom shall be expenses,  costs and liabilities for which the Purchaser will be liable, and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 8.04      Company Not to Assign or Resign.

         The Company  shall not assign this  Agreement or resign from the  obligations  and duties  hereby imposed on it except by mutual  consent of the Company and the  Purchaser or upon the  determination  that its duties hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.  Any such  determination  permitting the  resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered  to the  Purchaser  which  Opinion of Counsel  shall be in form and  substance  acceptable to the  Purchaser.  No such  resignation  shall become  effective  until a successor  shall have  assumed the  Company's  responsibilities  and  obligations  hereunder in the manner provided in Section 11.01.

         Section 8.05      No Transfer of Servicing.

         With  respect to the  retention  of the  Company to service the  Mortgage  Loans  hereunder,  the
Company  acknowledges that the Purchaser has acted in reliance upon the Company's  independent status, the adequacy of its servicing facilities, plan, personnel,  records and procedures, its integrity,  reputation and financial  standing and the  continuance  thereof.  Without in any way limiting the generality of this
Section,  the Company  shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its  property or assets,  other than in the normal  course of business,  without the prior  written approval of the Purchaser,  which consent shall not be  unreasonably  withheld;  provided that the Company may assign the Agreement and the servicing  hereunder  without the consent of Purchaser to an affiliate of the Company to which all  servicing  of the Company is assigned so long as (i) such  affiliate is a Fannie
Mae and Freddie Mac approved  servicer and (ii) if it is intended  that such  affiliate be spun off to the shareholders of the Company,  such affiliate have a GAAP net worth of at least  $25,000,000 and (iii) such affiliate shall deliver to the Purchaser a  certification  pursuant to which such affiliate shall agree to be bound by the terms and  conditions of this  Agreement and shall certify that such affiliate is a Fannie
Mae and Freddie Mac approved servicer in good standing..

         Without in any way limiting the  generality  of this Section  8.05, in the event that the Company either shall  assign this  Agreement or the  servicing  responsibilities  hereunder or delegate its duties hereunder or any portion  thereof  without (i)  satisfying the  requirements  set forth herein or (ii) the prior  written  consent  of the  Purchaser,  then the  Purchaser  shall have the right to  terminate  this
Agreement,  without any payment of any penalty or damages  and  without any  liability  whatsoever  to the
Company  (other than with respect to accrued but unpaid  Servicing Fees and Servicing  Advances  remaining unpaid) or any third party.

                                                ARTICLE IX

                                                 DEFAULT

         Section 9.01      Events of Default.

         In case one or more of the  following  Events  of  Default  by the  Company  shall  occur  and be continuing, that is to say:

         (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

         (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which continues  unremedied  for a period of thirty  (30) days  after the date on which  written  notice of such failure  shall have been given to the Company by the  Purchaser,  and the  remedial  period  provided  for herein has expired; or

         (iii) a decree or order of a court or agency or supervisory  authority  having  jurisdiction  for the  appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment of debt,  marshalling  of  assets  and  liabilities  or  similar  proceedings,  or for the  winding-up  or liquidation  of its affairs,  shall have been  entered  against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

         (iv) the Company shall  consent to the  appointment  of a  conservator  or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or  substantially  all of its property;
or

         (v) the Company  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or  reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi)  Company  ceases to be approved by either  Fannie Mae or FHLMC as a mortgage  loan seller or servicer for more than thirty (30) days; or

         (vii) the  Company  attempts  to assign  its right to  servicing  compensation  hereunder  or the
Company  attempts,  without  the  consent  of the  Purchaser,  to  sell  or  otherwise  dispose  of all or
substantially   all  of  its  property  or  assets  or  to  assign  this   Agreement   or  the   servicing
responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

         (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage  loans in any  jurisdiction  in which a Mortgaged  Property is located and such  licensing is  required,  and (b)
qualified to transact  business in any  jurisdiction  where it is currently so qualified,  but only to the extent such  non-qualification  materially  and  adversely  affects the  Company's  ability to perform its obligations hereunder; or

         (ix) the  Company  fails to meet the  eligibility  criteria  set  forth in the last  sentence  of
Section 8.02; or

         (x)      failure  by  the  Company  to  duly  perform,  within  the  required  time  period,  its obligations under Section 6.04, 6.05 or 6.07, which failure  continues  unremedied for a period of fifteen
(15) days after the date on which  written  notice of such  failure,  requiring  the same to be  remedied, shall have been given to the Company by any party to this Agreement or by the Master Servicer.

         Then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  the Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default under clauses (iii),  (iv) or (v) above, in which case,  automatically and without notice) Company may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and  specific  performance,  terminate  all  the  rights  and obligations  of the  Company  under  this  Agreement  and in and to the  Mortgage  Loans and the  proceeds thereof  without  compensating  the Company  for the same.  On or after the receipt by the Company of such written  notice (or, in the case of an Event of Default under clauses (iii),  (iv) or (v) above,  in which case,  automatically  and without  notice),  all authority and power of the Company under this  Agreement, whether with  respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the  successor appointed  pursuant  to Section  11.01.  Upon  written  request  from the  Purchaser,  the  Company  shall prepare,  execute and deliver,  any and all documents  and other  instruments,  place in such  successor's possession all Mortgage Files,  and do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or assignment of the Mortgage Loans and related documents,  or otherwise,  at the Company's sole expense. The
Company  agrees to cooperate  with the Purchaser and such  successor in effecting the  termination  of the
Company's  responsibilities  and rights hereunder,  including,  without  limitation,  the transfer to such successor  for  administration  by it of all cash  amounts  which  shall at the  time be  credited  by the
Company to the Custodial  Account or Escrow  Account or  thereafter  received with respect to the Mortgage
Loans or any REO Property.

         Section 9.02      Waiver of Defaults.

         The Purchaser may waive only by written  notice any default by the Company in the  performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past  default,  such default shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                ARTICLE X

                                               TERMINATION

         Section 10.01     Termination.

                  The respective  obligations  and  responsibilities  of the Company shall terminate upon:
(i) the later of the final  payment or other  liquidation  (or any advance  with  respect  thereto) of the last Mortgage Loan and the  disposition  of all remaining REO Property and the remittance of all funds due hereunder;  or (ii) by mutual  consent of the Company and the Purchaser in writing;  or (iii)  termination with cause under the terms of this Agreement;  or (iv) at the  Purchaser's  option and upon written notice to the Company,  if any  Mortgage  Loan  becomes 90 days or greater  delinquent  in payment of a scheduled
Monthly  Payment,  but solely with respect to such  Mortgage  Loan; or (v) at the  Purchaser's  option and upon  written  notice  to the  Company,  if the sum of all  Mortgage  Loans  that  are 90 days or  greater delinquent  in  payment of a  scheduled  Monthly  Payment,  (including  those  Mortgage  Loans  subject to bankruptcy,  currently  in  foreclosure  and  any  REO  Properties),  exceeds  7% of the  aggregate  total principal amount of all Mortgage Loans serviced  hereunder;  provided,  however,  that the Purchaser shall not have the right to terminate the Company if such  delinquencies,  bankruptcies  and REO  properties are resulting from acts beyond the Company's  control,  including,  but not limited to, acts of God,  strikes,
lockouts,  riots,  acts  of  war  or  terrorism,  epidemics,   nationalization,   expropriation,  currency
restrictions,  communication line failures,  power failures,  earthquakes or other natural disasters.  For termination in accordance  with clause (iv) of this  subsection,  the Company shall be deemed to have been terminated  with cause and the  provisions  of Section 9.01 shall apply with respect to such  termination.
For  termination in accordance with clause (v) of this  subsection,  the Company shall remain as "Company"
under this  Agreement,  however  servicing  shall transfer to the Purchaser or its designee as subservicer for the  Company,  in  accordance  with a  subservicing  agreement  to be  provided  to the Company by the
Purchaser,  and the Purchaser shall be paid a subservicing  fee of 10 basis points for such  subservicing.
Simultaneously  with any such  termination and the transfer of servicing  hereunder,  the Company shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

                                                ARTICLE XI

                                         MISCELLANEOUS PROVISIONS

         Section 11.01     Successor to the Company.

         Prior to termination of Company's  responsibilities  and duties under this Agreement  pursuant to
Sections 4.13,  8.04,  9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the
Company's  responsibilities,  rights,  duties and  obligations  under this  Agreement,  or (ii)  appoint a successor  having the  characteristics  set forth in Section  8.02 hereof and which  shall  succeed to all rights  and  assume  all of the  responsibilities,  duties  and  liabilities  of the  Company  under  this
Agreement  prior to the  termination  of Company's  responsibilities,  duties and  liabilities  under this
Agreement.  In connection with such appointment and assumption,  the Purchaser may make such  arrangements for the  compensation  of such  successor  out of  payments on Mortgage  Loans as the  Purchaser  and such successor  shall agree. In the event that the Company's  duties,  responsibilities  and liabilities  under this Agreement should be terminated pursuant to the aforementioned  Sections,  the Company shall discharge such  duties  and  responsibilities  during  the  period  from  the  date it  acquires  knowledge  of such termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated  to exercise  under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice  the rights or  financial  condition of its  successor.  The  resignation  or removal of Company pursuant to the  aforementioned  Sections shall not become  effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the  representations  and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and the remedies  available to the Purchaser  thereunder and under Section 8.01, it being  understood and agreed that the provisions of such Sections 3.01,  3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such  resignation  or termination of the
Company, or the termination of this Agreement.

         Any  successor  appointed  as  provided  herein  shall  execute,  acknowledge  and deliver to the
Company and to the Purchaser an instrument  accepting such  appointment,  whereupon  such successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination or resignation of the Company or this Agreement  pursuant to Section 4.13,  8.04,  9.01 or 10.01 shall not affect any claims that the  Purchaser may have against the Company  arising prior to any such  termination or resignation.

         The Company shall  promptly  deliver to the successor the funds in the Custodial  Account and the
Escrow  Account and the Mortgage Files and related  documents and statements  held by it hereunder and the
Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other  things all as may  reasonably  be  required  to more fully and  definitely  vest and confirm in the successor  all  such  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of  the
Company.  Within ten (10) Business Days of the execution and delivery of such  instruments,  the successor shall reimburse the Company for unrecovered  Servicing  Advances which the successor retains hereunder and which  would  otherwise  have  been  recovered  by the  Company  pursuant  to this  Agreement  but for the appointment of the successor servicer.

         Upon a  successor's  acceptance  of  appointment  as such,  the Company  shall notify by mail the
Purchaser of such appointment.

         Section 11.02     Amendment.

         This  Agreement  may be amended  from time to time by the  Company and the  Purchaser  by written agreement signed by the Company and the Purchaser.

         Section 11.03     Recordation of Agreement.

         To the extent  permitted by  applicable  law,  this  Agreement is subject to  recordation  in all
appropriate   public  offices  for  real  property  records  in  all  the  counties  or  other  comparable jurisdictions  in which any of the  properties  subject to the Mortgages  are  situated,  and in any other appropriate  public recording  office or elsewhere,  such recordation to be effected by the Company at the
Company's  expense on direction of the Purchaser  accompanied  by an opinion of counsel to the effect that such  recordation  materially and  beneficially  affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

         Section 11.04     Governing Law.

         This  Agreement and the related Term Sheet shall be governed by and construed in accordance  with the laws of the State of New York  except  to the  extent  preempted  by  Federal  law.  The  obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05     Notices.

         Any  demands,  notices  or other  communications  permitted  or  required  hereunder  shall be in writing  and shall be deemed  conclusively  to have been  given if  personally  delivered  at or mailed by registered  mail,  postage  prepaid,  and return  receipt  requested or  certified  mail,  return  receipt requested,  or  transmitted by telex,  telegraph or telecopier and confirmed by a similar mailed  writing, as follows:

         (i)      if to the Company:

                  HomeBanc Mortgage Corporation
                  2002 Summit Boulevard, Suite 100
                  Atlanta, GA 30319 Attention:
                  Debra F. Watkins, EVP Capital Markets & Treasury
                  Telecopier No.:  (404) 705-2301

                  With a copy to:

                  HomeBanc Mortgage Corporation
                  2002 Summit Boulevard, Suite 100
                  Atlanta, GA 30319
                  Attention:  General Counsel
                  Telecopier No.:  (404) 303-4069

         (ii) if to the Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II,
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ms. Raylene Ruyle
                  Telecopier No.:

                  With a copy to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention:  Michelle Sterling

or such other  address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or  communication  hereunder  shall be deemed to have been  received  on the date  delivered  to or received at the premises of the addressee (as evidenced,  in the case of registered or certified  mail, by the date noted on the return receipt).

         Section 11.06     Severability of Provisions.

         Any part,  provision,  representation  or warranty of this  Agreement  and the related Term Sheet which is prohibited or which is held to be void or  unenforceable  shall be  ineffective  to the extent of such prohibition or  unenforceability  without  invalidating the remaining  provisions  hereof.  Any part, provision,  representation  or warranty of this Agreement which is prohibited or  unenforceable or is held to be void or unenforceable  in any jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating the remaining provisions hereof, and any  such  prohibition  or  unenforceability  in  any  jurisdiction  as to any  Mortgage  Loan  shall  not invalidate or render  unenforceable such provision in any other  jurisdiction.  To the extent permitted by applicable  law,  the  parties  hereto  waive any  provision  of law that  prohibits  or  renders  void or unenforceable  any  provision  hereof.  If  the  invalidity  of any  part,  provision,  representation  or warranty of this  Agreement  shall deprive any party of the economic  benefit  intended to be conferred by this  Agreement,  the parties shall  negotiate,  in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic  effect of this  Agreement  without regard to such invalidity.

         Section 11.07     Exhibits.

         The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part  hereof  and are an integral part of this Agreement.

         Section 11.08     General Interpretive Principles.

         For  purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

         (i)               the terms defined in this Agreement have the meanings  assigned to them in this
Agreement  and  include  the plural as well as the  singular,  and the use of any gender  herein  shall be deemed to include the other gender;

         (ii)     accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

         (iii)    references  herein to  "Articles",  "Sections",  Subsections",  "Paragraphs",  and other subdivisions  without  reference  to  a  document  are  to  designated  Articles,  Sections,  Subsections,
Paragraphs and other subdivisions of this Agreement;

         (iv)     a reference to a  Subsection  without  further  reference to a Section is a reference to such  Subsection  as  contained in the same Section in which the  reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

         (v)      the words  "herein",  "hereof ",  "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (vi)     the  term  "include"  or  "including"  shall  mean  without   limitation  by  reason  of
enumeration; and

         (vii)    headings of the Articles  and  Sections in this  Agreement  are for  reference  purposes only and shall not be deemed to have any substantive effect.

         Section 11.09     Reproduction of Documents.

         This Agreement and all documents relating thereto,  including,  without limitation, (i) consents, waivers and  modifications  which may hereafter be executed,  (ii) documents  received by any party at the closing,  and (iii)  financial  statements,  certificates  and other  information  previously or hereafter
furnished,  may  be  reproduced  by  any  photographic,   photostatic,  microfilm,  micro-card,  miniature
photographic or other similar process.  The parties agree that any such  reproduction  shall be admissible in evidence  as the  original  itself in any  judicial or  administrative  proceeding,  whether or not the original is in existence and whether or not such  reproduction  was made by a party in the regular  course of business,  and that any  enlargement,  facsimile or further  reproduction  of such  reproduction  shall likewise be admissible in evidence.

         Section 11.10     Confidentiality of Information.

         Each  party  recognizes  that,  in  connection  with  this  Agreement,  it may  become  privy  to non-public  information  regarding the financial  condition,  operations and prospects of the other party.
Each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential, and to use all such  information  solely in order to  effectuate  the purpose of the  Agreement,  provided that each party may provide  confidential  information to its employees,  agents and affiliates who have a need to know  such  information  in order to  effectuate  the  transaction,  provided  further  that  such information is identified as confidential non-public information.  In addition,  confidential  information may  be  provided  to a  regulatory  authority  with  supervisory  power  over  Purchaser,  provided  such information is identified as confidential non-public information.

         Section 11.11     Recordation of Assignments of Mortgage.

         For each Mortgage Loan that is not a MERS  Mortgage  Loan, to the extent  permitted by applicable law,  each of the  Assignments  is subject to  recordation  in all  appropriate  public  offices  for real property  records  in all the  counties  or other  comparable  jurisdictions  in  which  any or all of the
Mortgaged  Properties are situated,  and in any other  appropriate  public  recording office or elsewhere, such  recordation  to be  effected  by and at the  Company's  expense in the event  recordation  is either necessary under applicable law or requested by the Purchaser at its sole option.

         Section 11.12     Assignment.

     The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage
     Loans.  In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Company, which consent shall not be unreasonably denied.  All references to the
     Purchaser in this Agreement shall be deemed to include its assignee or designee.  The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this
     Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

         Section 11.13     No Partnership.

         Nothing  herein  contained  shall be deemed or  construed  to  create a  co-partnership  or joint venture  between the parties  hereto and the services of the Company  shall be rendered as an  independent contractor and not as agent for Purchaser.

         Section 11.14     Execution: Successors and Assigns.

         This Agreement may be executed in one or more  counterparts  and by the different  parties hereto on  separate  counterparts,  each of which,  when so  executed,  shall be deemed to be an  original;  such counterparts,  together,  shall  constitute one and the same  agreement.  Subject to this Agreement  shall inure  to the  benefit  of and be  binding  upon  the  Company  and the  Purchaser  and  their  respective successors and assigns.

         Section 11.15     Entire Agreement.

         The  Company  acknowledges  that no  representations,  agreements  or  promises  were made to the
Company  by the  Purchaser  or any of its  employees  other  than  those  representations,  agreements  or promises  specifically  contained herein and in the Confirmation.  The Confirmation and this Agreement and the  related  Term Sheet sets  forth the  entire  understanding  between  the  parties  hereto;  provided, however,  only this  Agreement  and the related  Term Sheet shall be binding upon all  successors  of both parties.  In the event of any  inconsistency  between the Confirmation and this Agreement,  this Agreement and the related Term Sheet shall control.

         Section 11.16.  No Solicitation.

         From and after the Closing  Date,  the Company  agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates,  to personally,  by telephone or mail, solicit the borrower or obligor  under any Mortgage  Loan to refinance  the Mortgage  Loan, in whole or in part,  without  the  prior  written  consent  of  the  Purchaser.  Notwithstanding  the  foregoing,  it is understood  and agreed  that (i)  promotions  undertaken  by the Company or any  affiliate  of the Company which are directed to the general  public at large,  or segments  thereof,  provided that no segment shall
consist  primarily  of  the  Mortgage  Loans,  including,   without  limitation,  mass  mailing  based  on
commercially  acquired mailing lists,  newspaper,  radio and television  advertisements and (ii) responses to  unsolicited  requests  or  inquiries  made by a  Mortgagor  or an  agent  of a  Mortgagor,  shall  not constitute  solicitation  under this Section  11.16.  This  Section  11.16 shall not be deemed to preclude the Company or any of its affiliates  from  soliciting any Mortgagor for any other  financial  products or services.  The  Company  shall use its best  efforts to prevent the sale of the name of any  Mortgagor  to any Person who is not an affiliate of the Company, other than as permitted by law.

         Section 11.17.  Closing.

         The  closing  for the  purchase  and sale of the  Mortgage  Loans shall take place on the related
Closing  Date.  The closing  shall be either:  by  telephone,  confirmed  by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

         The closing for the Mortgage  Loans to be purchased on the related  Closing Date shall be subject to each of the following conditions:

         (a)      at least one (1)  Business  Day prior to the related  Closing  Date,  the Company  shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem,  a listing on a loan-level  basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

         (b)      all of the  representations  and warranties of the Company under this Agreement shall be materially true and correct as of the related  Closing Date and no event shall have occurred  which,  with notice or the passage of time, would constitute a material default under this Agreement;

         (c)      the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow, all documents  required pursuant to this Agreement,  the related Term Sheet, an opinion of counsel and an officer's certificate,  all in such forms as are agreed upon and acceptable to the Purchaser,  duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

         (d)      the Company  shall have  delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents  required  pursuant to the terms of this Agreement and the related Term Sheet; and

         (e)      all other  terms and  conditions  of this  Agreement,  the  related  Term  Sheet and the
Confirmation shall have been materially complied with.

         Subject to the  foregoing  conditions,  the  Purchaser  shall pay to the  Company on the  related
Closing Date the Purchase Price,  plus accrued  interest  pursuant to Section 2.02 of this  Agreement,  by wire transfer of immediately available funds to the account designated by the Company.

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  "Reconstitution  Date")  at the
Purchaser's  sole option,  the Purchaser may effect a sale (each,  a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)       one or more third party  purchasers  in one or more in whole loan  transfers  (each,  a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  pass-through transfers (each, a "Pass-Through Transfer").

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially  in the form of  Exhibit D hereto,  or, at  Purchaser's  request,  a seller's  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement  in  form  and  substance  reasonably  acceptable  to  the  parties,  and in  connection  with a
Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the  parties,  (collectively  the  agreements  referred  to herein  are  designated,  the  "Reconstitution
Agreements").  It is  understood  that any such  Reconstitution  Agreements  will not  contain any greater obligations on the part of Company than are contained in this Agreement.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with  respect to all  reasonable  requests  and due  diligence  procedures;  (2) to  execute,  deliver and perform all Reconstitution  Agreements  required by the Purchaser;  (3) to restate the representations and warranties  set forth in this  Agreement  as of the  settlement  or closing date in  connection  with such
Reconstitution  (each, a  "Reconstitution  Date").  In that connection,  the Company shall provide to such servicer or issuer,  as the case may be, and any other  participants in such  Reconstitution:  (i) any and all information  (including servicing portfolio  information) and appropriate  verification of information
(including  servicing  portfolio  information) which may be reasonably  available to the Company,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant shall request upon reasonable demand;  and (ii) such additional  representations,  warranties,  covenants, opinions of counsel,  letters  from  auditors,  and  certificates  of public  officials or officers of the
Company as are  reasonably  agreed upon by the Company and the  Purchaser  or any such other  participant.
In connection  with each  Pass-Through  Transfer,  the Company agrees to provide  reasonable and customary indemnification  to the  Purchaser and its affilates  for  disclosure  contained in any offering  document relating to the  Company or its  affilates,  the  Mortgage  Loans and the  underwriting  standards  of the
Mortgage  Loans.  The  Purchaser  shall be  responsible  for the costs  relating  to the  delivery of such information.  All reasonable and customary costs,  fees and expenses  incurred by Company pursuant to this provision  shall  be  reimbursed  to it and be  deemed  a  condition  precedent  to its  execution  of any
Reconstitution Agreement(s).

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         IN WITNESS  WHEREOF,  the Company and the  Purchaser  have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                   EMC MORTGAGE CORPORATION
                                                               Purchaser

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                   HOMEBANC MORTGAGE CORPORATION
                                                                Company

                                                     By: _______________________
                                                     Name:    Debra F. Watkins
                                                     Title:   Executive Vice President

                                                EXHIBIT A
                                        CONTENTS OF MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the  following items,  which shall be  available  for  inspection  by the  Purchaser,  and which shall be retained by the
Company in the  Servicing  File or delivered to the  Purchaser or its designee  pursuant to Sections  2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

         1.     The     original     Mortgage     Note     endorsed     "Pay    to    the     order     of
____________________________________________________,   without   recourse,"   and  signed  via   original
signature in the name of the Company by an authorized officer,  with all intervening  endorsements showing a complete chain of title from the  originator to the Company,  together with any  applicable  riders.  In no event  may an  endorsement  be a  facsimile  endorsement.  If the  Mortgage  Loan was  acquired  by the
Company  in a  merger,  the  endorsement  must be by  "[Company],  successor  by  merger  to the  [name of predecessor]".  If the  Mortgage  Loan was  acquired or  originated  by the Company  while doing  business under another name, the endorsement  must be by "[Company]  formerly known as [previous  name]".  Mortgage
Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

         2. Except as provided  below and for each  Mortgage Loan that is not a MERS  Mortgage  Loan,  the original  Mortgage with  evidence of recording  thereon.  If in connection  with any Mortgage Loan that is not a MERS Mortgage Loan,  the Company cannot deliver or cause to be delivered the original  Mortgage with evidence of  recording  thereon on or prior to the related  Closing  Date because of a delay caused by the public  recording  office where such Mortgage has been delivered for  recordation or because such Mortgage has been lost or because  such  public  recording  office  retains the  original  recorded  Mortgage,  the
Company  shall  deliver or cause to be delivered to the  Purchaser a photocopy of such  Mortgage  together with (i) in the case of a delay caused by the public  recording  office,  an Officer's  Certificate of the title  insurer  insuring the Mortgage  stating that such  Mortgage has been  delivered to the  appropriate public  recording  office  for  recordation  and that the  original  recorded  Mortgage  or a copy of such
Mortgage  certified  by such  public  recording  office  to be a true and  complete  copy of the  original recorded  Mortgage will be promptly  delivered to the Purchaser  upon receipt  thereof by the Company;  or
(ii) in the case of a Mortgage where a public recording office retains the original  recorded  Mortgage or in the case where a Mortgage  is lost  after  recordation  in a public  recording  office,  a copy of such
Mortgage with the recording  information  thereon  certified by such public  recording office to be a true and  complete  copy of the  original  recorded  Mortgage.  With respect to each MERS  Mortgage  Loan,  the original  Mortgage,  noting the presence of the MIN of the Mortgage Loans and either  language  indicating that the  Mortgage  Loan is a MOM Loan or if the  Mortgage  Loan  was not a MOM Loan at  origination,  the original Mortgage and the assignment thereof to MERS, with evidence of recording  indicated thereon,  or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

         3.  The  original  or  certified  copy,  certified  by  the  Company,  of  the  Primary  Mortgage
Insurance Policy, if required.

         4.       In the  case of each  Mortgage  Loan  that is not a MERS  Mortgage  Loan,  the  original
Assignment  of  Mortgage,  from the  Company to  "Mortgage  Electronic  Registration  Systems,  Inc.,  its
successors and assigns,  as nominee for EMC Mortgage  Corporation,  its  successors and assigns,  P.O. Box
2026,  Flint,  Michigan  48501-2026,"  or otherwise in accordance  with  Purchaser's  instructions,  which assignment  of  mortgage  shall,  but for any blanks  requested  by  Purchaser,  be in form and  substance acceptable  for  recording.  If the Mortgage  Loan was acquired or  originated  by the Company while doing business under another name, the Assignment must be by "[Company]  formerly known as [previous  name]". If the  Mortgage  Loan was  acquired  by the  Company in a merger,  the  endorsement  must be by  "[Company], successor by merger to the [name of  predecessor]".  None of the  Assignments  are blanket  assignments of mortgage;

         5.       The original policy of title insurance,  including riders and endorsements  thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or  preliminary  report of title issued by the title insurance or escrow company.

         6.       In the case of each  Mortgage Loan that is not a MERS  Mortgage  Loan,  originals of all recorded  intervening  Assignments,  or copies thereof,  certified by the public recording office in which such  Assignments  have been  recorded  showing  a  complete  chain of title  from the  originator  to the
Company,  with evidence of recording  thereon,  or a copy thereof certified by the public recording office in which such  Assignment has been recorded or, if the original  Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         7.       Originals,  or copies  thereof  certified by the public  recording  office in which such documents  have  been  recorded,  of  each  assumption,  extension,  modification,  written  assurance  or substitution  agreements,  if  applicable,  or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         8.       If the Mortgage Note or Mortgage or any other material  document or instrument  relating to the  Mortgage  Loan has been  signed by a person on behalf of the  Mortgagor,  the  original or copy of power of attorney or other  instrument that authorized and empowered such person to sign bearing  evidence that  such  instrument  has been  recorded,  if so  required  in the  appropriate  jurisdiction  where the
Mortgaged  Property is located,  or a copy thereof  certified by the public recording office in which such instrument  has been recorded or, if the original  instrument  has not been  returned from the  applicable public recording office, a true certified copy, certified by the Company.

         9.       reserved.

         10.      Mortgage  Loan closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

         11.  Residential loan application.

         12.      Uniform  underwriter  and  transmittal  summary  (Fannie  Mae Form  1008) or  reasonable equivalent.

         13.      Credit report on the mortgagor.

         14.      Business credit report, if applicable.

         15.      Residential appraisal report and attachments thereto.

         16.      The original of any guarantee executed in connection with the Mortgage Note.

         17.      Verification  of employment  and income  except for Mortgage  Loans  originated  under a limited documentation program, all in accordance with Company's underwriting guidelines.

         18.      Verification  of  acceptable   evidence  of  source  and  amount  of  down  payment,  in
accordance with Company's underwriting guidelines.

         19.      Photograph of the Mortgaged Property (may be part of appraisal).

         20.      Survey of the Mortgaged Property, if any.

         21.      Sales contract, if applicable.

         22.      If available,  termite  report,  structural  engineer's  report,  water  portability and septic certification.

         23.      Any original security  agreement,  chattel mortgage or equivalent executed in connection with the Mortgage.

         24.      Name affidavit, if applicable.

         Notwithstanding  anything to the contrary herein,  Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

                                                EXHIBIT B

                                    CUSTODIAL ACCOUNT LETTER AGREEMENT

                                           ______________, 2004

To:      [_______________________]
         (the "Depository")

         As "Company"  under the  Purchase,  Warranties  and Servicing  Agreement,  dated as of January 1,
2004 Adjustable Rate Mortgage Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as a Custodial  Account  pursuant  to Section  4.04 of the  Agreement,  to be  designated  as
"[______________________________________],  in  trust  for  the  [Purchaser],  Owner  of  Adjustable  Rate
Mortgage  Loans".  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the  Company.  This letter is  submitted to you in  duplicate.  Please  execute and return one original to us.

[__________________________]

By:____________________________

Name:__________________________

Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established  under Account Number  [__________],  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals on such account as provided above.  The full amount  deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance  Corporation  through the Bank  Insurance  Fund or the Savings  Association  Insurance  Fund or will be  invested  in  Permitted
Investments as defined in the Agreement.

[___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                                EXHIBIT C

                                     ESCROW ACCOUNT LETTER AGREEMENT
                                           _____________, 2004

To:      [_______________________]
         (the "Depository")

         As "Company" under the Purchase Warranties and Servicing  Agreement,  dated as of January 1, 2004
Adjustable  Rate Mortgage  Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as  an  Escrow  Account  pursuant  to  Section  4.06  of  the  Agreement,  to be  designated  as
"[__________________________],  in trust for the  [Purchaser],  Owner of Adjustable  Rate Mortgage  Loans,
and various  Mortgagors."  All deposits in the account shall be subject to  withdrawal  therefrom by order signed by the  Company.  This  letter is  submitted  to you in  duplicate.  Please  execute and return one original to us.

                                            [_____________________]

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established under Account Number __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance  Corporation  through the
Bank  Insurance  Fund  or the  Savings  Association  Insurance  Fund  or will  be  invested  in  Permitted
Investments as defined in the Agreement.

                                            [______________________]

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                                EXHIBIT D

                    FORM OF PURCHASE, ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR Agreement")
made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"), ___________________ (the
"Assignee"), and HomeBanc Mortgage Corporation (the "Company").

         In  consideration  of the mutual  promises  contained  herein the parties  hereto  agree that the residential  mortgage  loans (the  "Assigned  Loans") listed on Attachment 1 annexed hereto (the "Assigned
Loan  Schedule")  now  serviced by Company for  Assignor and its  successors  and assigns  pursuant to the
Purchase,  Warranties and Servicing Agreement, dated as of _________,  200__, between Assignor and Company
(the "Purchase  Agreement")  shall be subject to the terms of this PAAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                                   Purchase, Assignment and Assumption

         1.       Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor in the Assigned  Loans and, as they relate to the Assigned  Loans,  all of its right, title and interest in, to and under the Purchase Agreement.

         2.       Simultaneously  with the  execution  hereof,  (i)  Assignee  shall pay to  Assignor  the
"Funding  Amount" as set forth in that  certain  letter  agreement,  dated as of _________  ____,  between
Assignee and Assignor (the  "Confirmation")  and (ii)  Assignor,  at its expense,  shall have caused to be delivered to Assignee or its  designee  the Mortgage  File for each  Assigned  Loan in  Assignor's  or its custodian's  possession,  as set forth in the Purchase  Agreement,  along with, for each Assigned Loan, an endorsement of the Mortgage Note from the applicable  Company,  in blank, and an assignment of mortgage in recordable  form from the  applicable  Company,  in blank.  Assignee  shall pay the Funding Amount by wire transfer  of  immediately  available  funds  to the  account  specified  by  Assignor.  Assignee  shall be entitled  to all  scheduled  payments  due  on  the  Assigned  Loans  after  ___________,  200__  and  all unscheduled  payments or other  proceeds or other  recoveries on the Assigned  Loans received on and after
_____________, 200__.

                                Representations, Warranties and Covenants

         3.       Assignor warrants and represents to Assignee and Company as of the date hereof:

         (a)      Attached  hereto as Attachment 2 is a true and accurate copy of the Purchase  Agreement, which  agreement  is in full force and effect as of the date hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Assignor  is the lawful  owner of the  Assigned  Loans with full right to  transfer  the
Assigned Loans and any and all of its interests,  rights and obligations  under the Purchase  Agreement as they relate to the Assigned Loans, free and clear from any and all claims and  encumbrances;  and upon the transfer of the  Assigned  Loans to Assignee as  contemplated  herein,  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of  Assignee's  interests,  rights and  obligations under the Purchase  Agreement as they relate to the Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

         (c)      There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

         (d)      Assignor has no knowledge of, and has not received  notice of, any waivers under, or any modification of, any Assigned Loan;

         (e)      Assignor is duly organized,  validly existing and in good standing under the laws of the jurisdiction  of its  incorporation,  and has all requisite  power and authority to acquire,  own and sell the Assigned Loans;

         (f)      Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of
Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignor.  This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(h)      No consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any  governmental  entity is required to be obtained or made by Assignor in connection with the execution, delivery  or  performance  by  Assignor  of  this  PAAR  Agreement,  or  the  consummation  by it  of  the transactions contemplated hereby; and

(i)      Neither  Assignor nor anyone  acting on its behalf has  offered,  transferred,  pledged,  sold or otherwise  disposed of the Assigned  Loans or any interest in the Assigned  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned  Loans,  or any interest in the
Assigned Loans or otherwise  approached or negotiated  with respect to the Assigned Loans, or any interest in the  Assigned  Loans  with any  Person in any  manner,  or made any  general  solicitation  by means of general  advertising  or in any  other  manner,  or taken  any  other  action  which  would  constitute  a distribution  of the  Assigned  Loans under the  Securities  Act of 1933,  as amended  (the "1933 Act") or which would  render the  disposition  of the  Assigned  Loans a violation  of Section 5 of the 1933 Act or require registration pursuant thereto.

                  4.       Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

         (a)      Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

         (b)      Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of
Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c)      No consent, approval, order or authorization of, or declaration,  filing or registration with,  any  governmental  entity is required to be  obtained  or made by Assignee in  connection  with the execution,  delivery or performance by Assignee of this PAAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

         (d)      Assignee agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as "Purchaser" thereunder but solely with respect to such Assigned Loans.

                  5.       Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

                  (a)      Attached hereto as Attachment 2 is a true and accurate copy of the Purchase
Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Company is duly organized,  validly  existing and in good standing under the laws of the jurisdiction  of its  incorporation,  and has all  requisite  power and  authority to service the Assigned
Loans and otherwise to perform its obligations under the Purchase Agreement;

         (g)      Company has full corporate  power and authority to execute,  deliver and perform its  obligations under this PAAR  Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the transactions  contemplated by this PAAR Agreement is in the ordinary course of Company's  business and will not conflict  with, or result in a breach of, any of the terms,  conditions  or  provisions  of Company's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order, judgment  or  decree  to which  Company  or its  property  is  subject.  The  execution, delivery and  performance by Company of this PAAR Agreement and the  consummation  by it of the  transactions  contemplated  hereby,  have been duly  authorized by all necessary corporate  action on part of Company.  This PAAR  Agreement  has been duly  executed and delivered  by  Company,  and,  upon the due  authorization,  execution  and  delivery by
                  Assignor and  Assignee,  will  constitute  the valid and legally  binding  obligation of
                  Company,   enforceable   against   Company  in  accordance  with  its  terms  except  as
                  enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally, and by general  principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law;

         (h)      No consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any  governmental  entity is required  to be obtained or made by Assignee in  connection with the execution,  delivery or performance by Company of this PAAR  Agreement,  or the consummation by it of the transactions contemplated hereby; and

         (i)      Except as otherwise  disclosed,  no event has  occurred  from the Closing Date to the date hereof which would render the  representations  and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and 3.02 of the Purchase  Agreement to be untrue in any material respect.

                  Recognition of Assignee

         6.       From and  after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans and will service the Assigned Loans in accordance  with the Purchase  Agreement.  It is the intention of Assignor,  Company and Assignee  that this PAAR  Agreement  shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waiver,  or otherwise alter any of the terms or provisions of the
Purchase Agreement which amendment,  modification,  waiver or other alteration would in any way affect the
Assigned Loans without the prior written consent of Assignee.

                  Miscellaneous

                  7.       All demands, notices and communications related to the Assigned Loans, the
Purchase Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         (a)      In the case of Company,

                  HomeBanc Mortgage Corporation
                  2002 Summit Boulevard, Suite 100
                  Atlanta, GA 30319
                  Attention:  Debra F. Watkins, EVP Capital Markets & Treasury
                  Telecopier No.: (404) 705-2301

                  With a copy to
                  HomeBanc Mortgage Corporation
                  2002 Summit Boulevard, Suite 100
                  Atlanta, GA 30319
                  Attention:  General Counsel
                  Telecopier No.: (404) 303-4069

(c)      In the case of Assignor,

                  ____________________
                  ____________________
                  ____________________
                  ____________________
                  ____________________

         (c)      In the case of Assignee,

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ms. Raylene Ruyle
                  Telecopier No.:

                  with a copy  to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention: Michelle Sterling

     8.  Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR
     Agreement.

         9.       This PAAR Agreement  shall be construed in accordance  with the laws of the State of New
York,  without  regard to conflicts of law  principles,  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         10.      No term or  provision  of this PAAR  Agreement  may be waived or  modified  unless  such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         11.      This PAAR  Agreement  shall  inure to the benefit of the  successors  and assigns of the parties  hereto.  Any entity  into which  Assignor,  Assignee  or  Company  may be merged or  consolidated shall,  without  the  requirement  for any  further  writing,  be deemed  Assignor,  Assignee  or Company, respectively, hereunder.

         12.      This PAAR Agreement shall survive the conveyance of the Assigned  Loans,  the assignment of the  Purchase  Agreement  to the  extent  of the  Assigned  Loans  by  Assignor  to  Assignee  and  the
termination of the Purchase Agreement.

         13.      This PAAR Agreement may be executed  simultaneously in any number of counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

         14.      In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the
Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.
Notwithstanding anything to the contrary herein contained, the parties hereto understand and agree that no provision of the PAAR Agreement imposes upon the Company any duty or obligation greater than that referenced or otherwise recited in the Purchase Agreement.

                                            [Modification of Purchase Agreement

16.      The Company and Assignor hereby amend the Purchase Agreement as follows:

         (a)      The following definitions are added to Section 1.01 of the Purchase Agreement:

         Securities Administrator:  ________________________

         Supplemental PMI Insurer:  ________________________

         Supplemental PMI Policy:   The  primary  guarantee  insurance  policy  of  the  Supplemental  PMI
         Insurer  attached  hereto as Exhibit J, or any  successor  Supplemental  PMI Policy  given to the
         Servicer by the Assignee.

         Trustee:          ________________________

         (b)      The following definition is amended and restated:

         Insurance Proceeds:        Proceeds of any Primary Mortgage  Insurance  Policy,  the Supplemental
         PMI  Policy,  any title  policy,  any  hazard  insurance  policy or any  other  insurance  policy covering a Mortgage Loan or other related Mortgaged  Property,  including any amounts required to be deposited in the Custodial  Account  pursuant to Section 4.04, to the extent such proceeds are not to be applied to the  restoration  of the  related  Mortgaged  Property  or  released  to the
         Mortgagor in accordance with Accepted Servicing Practices.

         (c)      The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

         "In  connection  with its activities as servicer,  the Company agrees to prepare and present,  on behalf  of  itself  and the  Purchaser,  claims  to the  Supplemental  PMI  Insurer  with  respect  to the
Supplemental  PMI  Policy  and,  in this  regard,  to take  such  action as shall be  necessary  to permit recovery under any  Supplemental  PMI Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section
4.04,  any amounts  collected by the Company under any  Supplemental  PMI Policy shall be deposited in the
Custodial Account, subject to withdrawal pursuant to Section 4.05.

         In accordance with the  Supplemental  PMI Policy,  the Company shall provide to the  Supplemental
PMI Insurer any required information regarding the Mortgage Loans.

         The Company  shall  provide to the  [Securities  Administrator]  on a monthly  basis via computer tape, or other mutually  acceptable  format,  the unpaid principal balance,  insurer  certificate  number, lender loan number,  and premium due the  Supplemental  PMI Insurer for each  Mortgage Loan covered by the
Supplemental  PMI  Policy.  In  addition,  the  Company  agrees  to  forward  to  the  Purchaser  and  the
[Securities  Administrator]  any statements or other reports given by the  Supplemental PMI Insurer to the
Servicer in connection with a claim under the Supplemental PMI Policy."

         (d)      Clause (vi) of Section 6.1 is amended to read as follows:

         "Company  ceases to be  approved  by either  Fannie  Mae or FHLMC as a  mortgage  loan  seller or servicer  for  more  than  thirty  (30)  days,  or the  Company  fails to meet  the  servicer  eligibility requirements of the Supplemental PMI Insurer; or"]

         IN WITNESS  WHEREOF,  the parties hereto have executed this PAAR Agreement as of the day and year first above written.

                                                    EMC MORTGAGE CORPORATION
                                                    Assignor

                                                    By:_________________________________
                                                    Name:_______________________________
                                                    Title:______________________________

                                                    _________________________________
                                                    Assignee

                                                    By:_________________________________
                                                    Name:_______________________________
                                                    Title:______________________________

                                                    HOMEBANC MORTGAGE CORPORATION
                                                    Company

                                                    By:____________________________________
                                                    Name: Debra F. Watkins
                                                    Title: Executive Vice President

                                               ATTACHMENT 1

                                          ASSIGNED LOAN SCHEDULE

                                         [Provided upon request]

                                               ATTACHMENT 2

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                         [Provided upon request]

                                                EXHIBIT E

                                          FORM OF TRIAL BALANCE

                                         [Provided upon request]

                                                EXHIBIT G

                               REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:      Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties and Servicing Agreement (the "Agreement")  between the Company and the
Purchaser,  the  undersigned  hereby  certifies  that he or she is an  officer of the  Company  requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____    On  _________________,  the above  captioned  mortgage  loan was paid in full or that the Company has been notified that payment in full has been or will be escrowed.  The Company  hereby  certifies  that all  amounts  with  respect  to this loan  which are  required  under the  Agreement  have been or will be deposited in the Custodial Account as required.

_____    The  above  captioned  loan is being  repurchased  pursuant  to the terms of the  Agreement.  The
Company  hereby  certifies  that the  repurchase  price has been  credited  to the  Custodial  Account  as required under the Agreement.

_____    The above captioned loan is being placed in foreclosure  and the original  documents are required to  proceed  with the  foreclosure  action.  The  Company  hereby  certifies  that the  documents  will be returned to the Purchaser in the event of reinstatement.

_____    Other (explain)

_______________________________________________________
_______________________________________________________

All  capitalized  terms  used  herein and not  defined  shall have the  meanings  assigned  to them in the
Agreement.

         Based on this  certification  and the indemnities  provided for in the Agreement,  please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
         Title

Send documents to:         _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

         Purchaser  hereby  acknowledges  that all  original  documents  previously  released on the above captioned mortgage loan have  been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

                                    COMPANY'S UNDERWRITING GUIDELINES

                                                EXHIBIT I

                                                TERM SHEET

         This TERM SHEET (the "Term Sheet") dated  _____________,  between HomeBanc Mortgage  Corporation, a Delaware  corporation,  located at 2002 Summit Boulevard,  Suite 100, Atlanta,  GA 30319 (the "Company")
and EMC Mortgage  Corporation,  a Delaware  corporation,  located at  ______________  (the "Purchaser") is made pursuant to the terms and conditions of that certain  Purchase,  Warranties  and Servicing  Agreement
(the "Agreement")  dated as of January 1, 2004,  between the Company and the Purchaser,  the provisions of which are  incorporated  herein as if set  forth in full  herein,  as such  terms  and  conditions  may be modified or supplemented  hereby.  All initially  capitalized  terms used herein unless otherwise  defined shall have the meanings ascribed thereto in the Agreement.

         The Purchaser  hereby  purchases  from the Company and the Company hereby sells to the Purchaser, all of the  Company's  right,  title and interest in and to the Mortgage  Loans  described on the Mortgage
Loan Schedule  annexed  hereto as Schedule I, pursuant to and in accordance  with the terms and conditions set forth in the Agreement,  as same may be  supplemented  or modified  hereby.  Hereinafter,  the Company shall service the Mortgage  Loans for the benefit of the Purchaser and all  subsequent  transferees of the
Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.       Definitions

         For purposes of the Mortgage  Loans to be sold pursuant to this Term Sheet,  the following  terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the conditions  specified in the  Agreement,  the obligation of each of the Company and the
Purchaser is subject to the  fulfillment,  on or prior to the  applicable  Closing  Date, of the following
additional conditions:   [None].

Additional Loan Documents:

In addition to the contents of the Mortgage  File  specified in the  Agreement,  the  following  documents
shall be delivered with respect to the Mortgage Loans:   [None]

[Additional] [Modification] of Representations and Warranties:

     [In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans:  [None].  [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

         Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                    HOMEBANC MORTGAGE CORPORATION

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EMC MORTGAGE CORPORATION

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                SCHEDULE I

                                          MORTGAGE LOAN SCHEDULE

                                AMENDED AND RESTATED AMENDMENT NUMBER ONE
                                                  to the

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                       Dated as of January 27, 2006

                                                  among

                                        EMC MORTGAGE CORPORATION,
                                               as Purchaser

                                                   and

                                      HOMEBANC MORTGAGE CORPORATION,
                                                as Company

         This AMENDED AND RESTATED  AMENDMENT NUMBER ONE (this  "Amendment") is made and entered into this
27th day of January, 2006, by and between EMC Mortgage Corporation,  a Delaware corporation,  as purchaser
(the  "Purchaser") and HomeBanc  Mortgage  Corporation,  as company (the "Company") in connection with the
Purchase,  Warranties and Servicing  Agreement,  dated as of January 1, 2004,  between the above mentioned parties (the "Agreement"). This Amendment is made pursuant to Section 11.02 of the Agreement.

                                                 RECITALS

         WHEREAS,          the parties hereto have entered into the Agreement;

         WHEREAS,  the  Agreement  provides  that the parties  thereto may enter into an  amendment to the
Agreement;

         WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment;

         WHEREAS,  the  Agreement  provides  that the  Agreement  may be amended  from time to time by the
Company and the Purchaser by written agreement signed by the Company and the Purchaser; and

         NOW, THEREFORE,  in consideration of the premises and for other good and valuable  consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Capitalized  terms used herein and not defined  herein shall have the meanings  assigned to such terms in the Agreement.

         2.       Article I of the Agreement is hereby  amended  effective as of the date hereof by adding the following definitions to Section 1.01:

         Commission or SEC:  The Securities and Exchange Commission.

         Depositor:  The  depositor,  as such term is  defined  in  Regulation  AB,  with  respect  to any
Securitization Transaction.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Master Servicer: With respect to any Securitization  Transaction,  the "master servicer," if any, identified in the related transaction documents.

         Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Qualified  Correspondent:  Any Person from which the Company purchased  Mortgage Loans,  provided that the following  conditions  are  satisfied:  (i) such Mortgage  Loans were  originated  pursuant to an agreement  between  the  Company and such Person  that  contemplated  that such  Person  would  underwrite mortgage  loans from time to time, for sale to the Company,  in accordance  with  underwriting  guidelines designated by the Company  ("Designated  Guidelines")  or guidelines that do not vary materially from such
Designated  Guidelines;  (ii) such  Mortgage  Loans were in fact  underwritten  as described in clause (i)
above  and were  acquired  by the  Company  within  180  days  after  origination;  (iii)  either  (x) the
Designated  Guidelines  were,  at the time such  Mortgage  Loans were  originated,  used by the Company in origination  of mortgage  loans of the same type as the Mortgage  Loans for the  Company's  own account or
(y) the Designated  Guidelines were, at the time such Mortgage Loans were underwritten,  designated by the
Company on a  consistent  basis for use by lenders in  originating  mortgage  loans to be purchased by the
Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company, pre-purchase  or  post-purchase  quality  assurance  procedures  (which may involve,  among other  things, review of a sample of mortgage  loans  purchased  during a  particular  time period or through  particular channels)  designed to ensure that Persons from which it purchased  mortgage  loans  properly  applied the underwriting criteria designated by the Company.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification and  interpretation as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act
Release No. 33-8518,  70 Fed. Reg. 1,506,  1,531 (Jan. 7, 2005)) or by the staff of the Commission,  or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Securitization  Transaction:  Any  transaction  involving  either (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated securities,  the payments on which are determined primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set forth in
Item 1122(d) of Regulation AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit M for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of Exhibit M and the text of Item 1122(d) of Regulation  AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing  Criteria  otherwise  mutually agreed to by the Purchaser,  the Company and any Person that will be responsible  for signing any Sarbanes
Certification  with respect to a  Securitization  Transaction in response to evolving  interpretations  of
Regulation AB and incorporated into a revised Exhibit M).

         Static  Pool  Information:  Static pool  information  as  described  in Item  1105(a)(1)-(3)  and
1105(c) of Regulation AB.

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  "servicing"  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of  Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Third-Party  Originator:  Each  Person,  other than a Qualified  Correspondent,  that  originated
Mortgage Loans acquired by the Company.

         3.       Article  I of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting  in its  entirety  the  definition  of  Subservicer  in Section  1.01 and  replacing  it with the following:

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or  any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement that are identified in Item 1122(d) of
Regulation AB.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         4.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by revising Section 3.01(n) as follows (new text underlined):

         (n)      Company has  delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent  results of operations  and financial  position for the period  identified  and has been  prepared in accordance  with
GAAP  consistently  applied  throughout  the periods  involved,  except as set forth in the notes thereto.
There has been no  change in the  servicing  policies  and  procedures,  business,  operations,  financial condition,  properties  or assets of the Company  since the date of the  Company's  financial  information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         5.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(p):

         (p)      As of the  date  of  each  Pass-Through  Transfer,  and  except  as has  been  otherwise disclosed to the Purchaser:  (1) the Company is not aware of and has not received  notice that any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the Company;  (2) no material  noncompliance  with applicable  servicing  criteria as to any other  securitization  has been  disclosed  or reported by the  Company;  (3) the Company has not been terminated as servicer in a residential  mortgage loan  securitization,  either due to a servicing default or to application of a servicing  performance  test or trigger;  (4) no material  changes to the Company's servicing  policies and procedures for similar loans has occurred in the preceding three years;  (5) there are no aspects of the  Company's  financial  condition  that could have a material  adverse  impact on the performance  by the Company of its  obligations  hereunder;  (6) there are no material  legal  proceedings pending, or known to be contemplated by governmental  authorities,  against the Company; and (7) there are no  affiliations,  relationships  or  transactions  relating to the  Company of a type that are  described under Item 1119 of Regulation AB.

         6.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(q):

         (q)      If so  requested  by the  Purchaser or any  Depositor  on any date,  the Company  shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations and warranties set forth in Section  3.01(p) of this Section or, if any such  representation  and warranty is not accurate as of the date of such request,  provide reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

         7.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(r):

         (r)      Notwithstanding  anything to the contrary in the Agreement,  the Company shall (or shall cause each  Subservicer  and  Third-Party  Originator to) (i) within 2 Business Days of the related event, notify the  Purchaser  and any  Depositor  in  writing  of (A) any  material  litigation  or  governmental proceedings  pending  against  the  Company,  any  Subservicer  or any  Third-Party  Originator,  (B)  any
affiliations or relationships  that develop following the closing date of a Pass-Through  Transfer between the Company,  any  Subservicer or any  Third-Party  Originator and any of the parties  specified in clause
(7) of paragraph  (p) of this  Section  (and any other  parties  identified  in writing by the  requesting party)  with  respect to such  Pass-Through  Transfer,  (C) any Event of  Default  under the terms of this
Agreement or any  Reconstitution  Agreement,  (D) any merger,  consolidation or sale of substantially  all of the  assets of the  Company,  and (E) the  Company's  entry into an  agreement  with a  Subservicer  to perform or assist in the  performance  of any of the  Company's  obligations  under this  Agreement or any
Reconstitution  Agreement  and (ii)  provide to the  Purchaser  and any  Depositor a  description  of such proceedings, affiliations or relationships.

         All  notification  pursuant  to this  Section  3.01(r),  other  than  those  pursuant  to Section
3.01(r)(i)(A), should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

         EMC Mortgage Corporation
         Two Mac Arthur Ridge
         909 Hidden Ridge Drive, Suite 200
         Irving, TX 75038
         Attention:  Associate General Counsel for Loan Administration
         Facsimile:  (972) 831-2555

         With copies to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         8.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(s):

         (s)      As a  condition  to the  succession  to the  Company or any  Subservicer  as servicer or subservicer  under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into which the
Company or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company  shall provide to the  Purchaser  and any  Depositor,  at least 15 calendar days prior to the effective date of such succession or  appointment,  (x) written notice to the Purchaser and any Depositor of such  succession or  appointment  and (y) in writing and in form and substance  reasonably  satisfactory  to the  Purchaser  and such  Depositor,  all  information  reasonably requested by the Purchaser or any Depositor in order to comply with its  reporting  obligation  under Item
6.02 of Form 8-K with respect to any class of asset-backed securities.

         9.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.02(xx):

         With respect to each Mortgage Loan,  information  regarding the borrower  credit files related to such Mortgage Loan has been furnished to credit  reporting  agencies in compliance  with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

         10.      Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding this paragraph after the first sentence of Section 4.01:

         In addition,  the Company shall furnish  information  regarding the borrower credit files related to such Mortgage Loan to credit  reporting  agencies in compliance  with the provisions of the Fair Credit
Reporting Act and the applicable implementing regulations.

         11.      Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

         In determining  the  delinquency  status of any Mortgage  Loan, the Company will use  delinquency recognition  policies as described to and approved by the  Purchaser,  and shall revise these  policies as requested by the Purchaser from time to time.

         12.      Article  V of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting Section 5.02 in its entirety and replacing it with the following:

         Section 5.02      Statements to the Purchaser.

         The  Company  shall  furnish  (i)  to  the  Purchaser  before  the  related  Mortgage  Loans  are reconstituted  in any  Securitization  Transaction,  and (ii) to any  Master  Servicer  after the  related
Mortgage  Loans are  reconstituted  in any  Securitization  Transaction,  an  individual  loan  accounting report,  as of the last  Business  Day of each month,  in the  Company's  assigned  loan  number  order to document  Mortgage  Loan  payment  activity on an  individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding  individual loan  accounting  report shall be received by the Purchaser or such
Master Servicer,  as applicable,  no later than the fifth Business Day of the following month on a disk or tape or other  computer-readable  format in such format as may be mutually  agreed upon by both  Purchaser or  Master  Servicer,  as  applicable,  and  Company,  and no later  than the  fifth  Business  Day of the following month in hard copy, and shall contain the following:

         (i)      with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to principal (including a separate breakdown of any Principal  Prepayment,  including the date of such  prepayment,  and any prepayment  penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii)     with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to interest;

         (iii)    with respect to each Mortgage  Loan,  the amount of servicing  compensation  received by the Company during the prior distribution period;

         (iv)     the Stated  Principal  Balance of each Mortgage Loan and the aggregate  Stated Principal
Balance  of all  Mortgage  Loans as of the first day of the  distribution  period  and the last day of the distribution period;

         (v)      with respect to each Mortgage Loan, the current Mortgage Interest Rate;

         (vi)     with respect to each  Mortgage  Loan,  the aggregate  amount of any Insurance  Proceeds,
Condemnation  Proceeds,  Liquidation  Proceeds  and REO  Disposition  Proceeds  received  during the prior distribution period;

         (vii)    with respect to each Mortgage  Loan, the amount of any  Prepayment  Interest  Shortfalls paid by the Company in accordance with Section 4.04(viii) during the prior distribution period;

         (viii)   the beginning and ending balances of the Custodial Account and Escrow Account;

         (ix)     the  number of  Mortgage  Loans as of the first day of the  distribution  period and the last day of the distribution period;

         (x)      with respect to each Mortgage Loan, the Stated  Principal  Balance of each Mortgage Loan
(a) delinquent as grouped in the following  intervals  through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days,  90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO Property has been acquired;

         (xi)     with  respect to each  Mortgage  Loan,  the amount and  severity  of any  realized  loss following liquidation of such Mortgage Loan;

         (xii)    with respect to each Mortgage  Loan,  and in the aggregate for all Mortgage  Loans,  the amount of any Monthly Advances made by the Company during the prior distribution period;

         (xiii)   with respect to each  Mortgage  Loan, a description  of any  Servicing  Advances made by the Company with respect to such Mortgage Loan  including  the amount,  terms and general  purpose of such
Servicing  Advances,  and the  aggregate  amount of Servicing  Advances for all Mortgage  Loans during the prior distribution period;

         (xiv)    with respect to each Mortgage  Loan, a description of any  Nonrecoverable  Advances made by the Company with respect to such  Mortgage  Loan  including  the amount,  terms and general  purpose of such Nonrecoverable  Advances, and the aggregate amount of Nonrecoverable  Advances for all Mortgage Loans during the prior distribution period;

         (xv)     with respect to each Mortgage  Loan, a description  of any Monthly  Advances,  Servicing
Advances and Nonrecoverable  Advances  reimbursed to the Company with respect to such Mortgage Loan during the prior  distribution  period pursuant to Section 4.05, and the source of funds for such  reimbursement, and the  aggregate  amount  of any  Monthly  Advances,  Servicing  Advances  and  Nonrecoverable  Advances
reimbursed  to the  Company  for all  Mortgage  Loans  during the prior  distribution  period  pursuant to
Section 4.05;

         (xvi)    with  respect  to any  Mortgage  Loan,  a  description  of any  material  modifications, extensions  or waivers to the terms,  fees,  penalties or payments of such  Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

         (xvii)   a  description  of any  material  breach of a  representation  or warranty  set forth in
Section 3.01 or Section 3.02 herein or of any other  breach of a covenant or  condition  contained  herein and the status of any resolution of such breach;

         (xviii)  with respect to each  Mortgage  Loan,  the Stated  Principal  Balance of any  substitute
Mortgage  Loan  provided by the Company and the Stated  Principal  Balance of any  Mortgage  Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

         (xix)    with respect to each Mortgage  Loan, the Stated  Principal  Balance of any Mortgage Loan
that has been repurchased by the Company in accordance with Section 3.03 herein.

         In addition,  the Company shall provide to the Purchaser or any Master  Servicer,  as applicable, such other  information  known or  available  to the  Company  that is  necessary  in order to provide the distribution  and pool  performance  information  as required under Item 1121 of Regulation AB, as amended from time to time,  as  determined  by the  Purchaser  or such  Master  Servicer,  as  applicable,  in its reasonable  discretion.  The  Company  shall  also  provide a  monthly  report,  in the form of  Exhibit E hereto,  or such other  form as is  mutually  acceptable  to the  Company,  the  Purchaser  and any Master
Servicer,  Exhibit F with  respect to  defaulted  mortgage  loans and Exhibit P, with  respect to realized losses and gains, with each such report.

         The Company shall prepare and file any and all information  statements or other filings  required to be  delivered  to any  governmental  taxing  authority  or to  Purchaser  or any  Master  Servicer,  as applicable,  pursuant  to any  applicable  law with  respect to the  Mortgage  Loans and the  transactions contemplated  hereby.  In  addition,  the Company  shall  provide  Purchaser  or any Master  Servicer,  as applicable,  with such  information  concerning  the Mortgage  Loans as is necessary for Purchaser or such
Master  Servicer to prepare its federal  income tax return as Purchaser may  reasonably  request from time to time.

         In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the  Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         13.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting Section 6.04 in its entirety and replacing it with the following:

         Section 6.04      Annual Statement as to Compliance; Annual Certification.

         (a)      The  Company  will  deliver to the  Purchaser,  not later than March 1 of each  calendar year  beginning in 2007, an Officers'  Certificate  acceptable  to the Purchaser (an "Annual  Statement of
Compliance")  stating,  as to each signatory  thereof,  that (i) a review of the activities of the Company during the preceding  calendar year and of performance under this Agreement or other applicable  servicing agreement  has  been  made  under  such  officers'  supervision  and  (ii) to the  best of such  officers'
knowledge,  based on such review,  the Company has fulfilled all of its  obligations  under this Agreement or other applicable  servicing  agreement in all material respects  throughout such year, or, if there has been a failure to fulfill any such  obligation  in any  material  respect,  specifying  each such  failure known to such  officer and the nature and status of cure  provisions  thereof.  Such Annual  Statement  of
Compliance  shall contain no  restrictions  or limitations on its use.  Copies of such statement  shall be provided by the Company to the Purchaser  upon request and by the Purchaser to any Person  identified as a prospective  purchaser of the Mortgage  Loans.  In the event that the Company has  delegated any servicing responsibilities  with  respect to the  Mortgage  Loans to a  Subservicer,  the Company  shall  deliver an officer's  certificate  (an "Annual  Certification")  of the  Subservicer  as  described  above as to each
Subservicer as and when required with respect to the Company.

         (b)      With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  by
March 1 of each  calendar  year  beginning in 2007, an officer of the Company shall execute and deliver an
Annual  Certification to the Purchaser,  any Master Servicer and any related  Depositor for the benefit of each such entity and such entity's  affiliates  and the officers,  directors and agents of any such entity and such  entity's  affiliates,  in the form  attached  hereto as Exhibit L. In the event that the Company has delegated any servicing  responsibilities  with respect to the Mortgage  Loans to a  Subservicer,  the
Company  shall  deliver  an  Annual  Certification  of the  Subservicer  as  described  above  as to  each
Subservicer as and when required with respect to the Company.

         (c)      If the Company  cannot  deliver the related  Annual  Statement of  Compliance  or Annual
Certification  by March 1 of such year,  the  Purchaser  shall  permit a cure  period  for the  Company to deliver such Annual  Statement of  Compliance  or Annual  Certification,  but in no event later than March
10th of such year.

         Failure  of the  Company  to timely  comply  with this  Section  6.04 shall be deemed an Event of
Default,  automatically,  without  notice and without any  further  cure  period,  and  Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and  specific  performance,  terminate  all  the  rights  and obligations  of the  Company  under  this  Agreement  and in and to the  Mortgage  Loans and the  proceeds thereof  without  compensating  the Company for the same,  as provided in Section 9.01.  Such  termination shall be  considered  with cause  pursuant  to  Section  10.01 of this  Agreement.  This  paragraph  shall supercede any other provision in this Agreement or any other  agreement to the contrary;  provided that to the extent that any provision of this Agreement and/or any applicable  Reconstitution  Agreement expressly provides  for the  survival  of certain  rights or  obligations  following  termination  of the Company as servicer, such provision shall be given effect.

         14.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting Section 6.05 in its entirety and replacing it with the following:

         Section 6.05      [Reserved].

         15.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting 6.07 in its entirety and replacing it with the following:

         Section 6.07      Assessment of Compliance with Servicing Criteria.

         On and after  January 1, 2006,  the Company shall  service and  administer,  and shall cause each subservicer to service or administer,  the Mortgage Loans in accordance  with all applicable  requirements of the Servicing Criteria.

         With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  the Company shall deliver to the  Purchaser or its designee on or before March 1 of each  calendar  year  beginning in
2007, a report (an "Assessment of  Compliance")  reasonably  satisfactory  to the Purchaser  regarding the
Company's  assessment of  compliance  with the Servicing  Criteria  during the preceding  calendar year as required by Rules 13a-18 and 15d-18 of the Exchange  Act and Item 1122 of  Regulation  AB, or as otherwise required by the Master Servicer,  which as of the date hereof,  require a report by an authorized  officer of the Company that contains the following:

         (a)      A statement by such officer of its  responsibility  for  assessing  compliance  with the
Servicing Criteria applicable to the Company;

         (b)      A statement by such officer  that such  officer  used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Company;

         (c)      An  assessment  by  such  officer  of  the  Company's  compliance  with  the  applicable
Servicing Criteria for the period consisting of the preceding calendar year,  including  disclosure of any material  instance of  noncompliance  with respect thereto during such period,  which  assessment shall be based on the  activities  it performs  with respect to  asset-backed  securities  transactions  taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered  public  accounting firm has issued an attestation  report on the Company's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e)      A statement as to which of the  Servicing  Criteria,  if any, are not  applicable to the
Company,  which  statement  shall be based on the  activities  it performs  with  respect to  asset-backed securities  transactions  taken as a whole  involving the Company,  that are backed by the same asset type as the Mortgage Loans.

         Such  report  at  a  minimum  shall  address  each  of  the  Servicing  Criteria  specified  on a certification  substantially in the form of Exhibit O hereto delivered to the Purchaser  concurrently with the execution of this Agreement.

         With  respect to any  Mortgage  Loans  that are the  subject of a  Pass-Through  Transfer,  on or before March 1 of each  calendar  year  beginning in 2007,  the Company  shall furnish to the Purchaser or its designee a report (an "Attestation  Report") by a registered  public  accounting firm that attests to, and reports on, the Assessment of Compliance  made by the Company,  as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation  AB, or as otherwise  required by the Master  Servicer, which  Attestation  Report must be made in accordance  with  standards for  attestation  reports issued or adopted by the Public Company Accounting Oversight Board.

         The Company  shall  cause each  Subservicer,  and each  Subcontractor  determined  by the Company pursuant to Section  11.19 to be  "participating  in the  servicing  function"  within the meaning of Item
1122 of Regulation  AB, to deliver to the  Purchaser  and any  Depositor an  assessment of compliance  and accountants' attestation as and when provided in Sections 6.07.

         If the Company  cannot  deliver the related  Assessment of Compliance  or  Attestation  Report by
March 1 of such  year,  the  Purchaser  shall  permit  a cure  period  for the  Company  to  deliver  such
Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.

         Failure  of the  Company  to timely  comply  with this  Section  6.07 shall be deemed an Event of
Default,  automatically,  without  notice and without any  further  cure  period,  and  Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and  specific  performance,  terminate  all  the  rights  and obligations  of the  Company  under  this  Agreement  and in and to the  Mortgage  Loans and the  proceeds thereof  without  compensating  the Company for the same,  as provided in Section 9.01.  Such  termination shall be  considered  with cause  pursuant  to  Section  10.01 of this  Agreement.  This  paragraph  shall supercede any other provision in this Agreement or any other agreement to the contrary.

         16.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 6.08:

         Section 6.08      Intent of the Parties; Reasonableness.

         The Purchaser and the Company  acknowledge  and agree that a purpose of Sections  3.01(p),  5.02,
6.04,  6.05,  6.07 and 11.18 of this  Agreement  is to  facilitate  compliance  by the  Purchaser  and any
Depositor with the provisions of Regulation AB and related rules and regulations of the  Commission.  None of the Purchaser,  any Master  Servicer or any Depositor  shall exercise its right to request  delivery of information or other  performance  under these  provisions other than in good faith, or for purposes other than  compliance  with  the  Securities  Act,  the  Exchange  Act and the  rules  and  regulations  of the
Commission  thereunder.  The Company and Purchaser acknowledge that interpretations of the requirements of
Regulation AB may change over time,  whether due to  interpretive  guidance  provided by the Commission or its staff,  consensus among participants in the asset-backed  securities  markets,  advice of counsel,  or otherwise,  and the Company  agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of  information  under these  provisions  on the basis of evolving  interpretations  of
Regulation AB. In connection with any  Pass-Through  Transfer,  the Company shall cooperate fully with the
Purchaser to deliver to the Purchaser  (including  any of its assignees or designees)  and any  Depositor, any and all statements, reports,  certifications,  records and any other information necessary in the good faith  determination  of the  Purchaser  or any  Depositor to permit the  Purchaser  or such  Depositor to comply with the provisions of Regulation AB, together with such disclosures  relating to the Company,  any
Subservicer,  any  Third-Party  Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

         17.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by restating Section 11.18 in its entirety as follows:

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  "Reconstitution  Date")  at the
Purchaser's  sole option,  the Purchaser may effect a sale (each,  a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)      one or more third party  purchasers in one or more whole loan transfers  (each, a "Whole
Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  Pass-Through
Transfers.

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially  in the form of  Exhibit D hereto,  or, at  Purchaser's  request,  a seller's  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement  in  form  and  substance  reasonably  acceptable  to  the  parties,  and in  connection  with a
Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the  parties,  (collectively  the  agreements  referred  to herein  are  designated,  the  "Reconstitution
Agreements").  It is  understood  that any such  Reconstitution  Agreements  will not  contain any greater obligations  on the part of Company than are  contained  in this  Agreement.  Notwithstanding  anything to the  contrary in this Section  11.18,  the Company  agrees that it is required to perform the  obligations described in Exhibit K hereto.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with  respect to all  reasonable  requests  and due  diligence  procedures;  (2) to  execute,  deliver and perform all Reconstitution  Agreements  required by the Purchaser;  (3) to restate the representations and warranties  set forth in this  Agreement  as of the  settlement  or closing date in  connection  with such
Reconstitution (each, a "Reconstitution Date").

         In addition,  the Company shall  provide to such servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

         (i)      any and all  information  and  appropriate  verification  of  information  which  may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

         (ii)     such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other participant;

         (iii)    within 5 Business Days after request by the Purchaser,  the information  with respect to the Company (as originator) and each  Third-Party  Originator of the Mortgage Loans as required under Item
1110(a)  and (b) of  Regulation  AB, a summary  of the  requirements  of which  has of the date  hereof is attached  hereto as Exhibit N for  convenience  of reference  only, as determined by Purchaser in its sole
discretion.   If  requested  by  the  Purchaser,  this  will  include  information  about  the  applicable credit-granting or underwriting criteria;

         (iv)     within 5 Business  Days after request by the  Purchaser,  the Company shall provide (or, as applicable,  cause each Third-Party  Originator to provide) Static Pool Information with respect to the mortgage  loans (of a similar type as the Mortgage  Loans,  as  reasonably  identified by the Purchaser as provided  below)  originated  by (i) the  Company,  if the  Company is an  originator  of  Mortgage  Loans
(including  as  an  acquirer  of  Mortgage  Loans  from  a  Qualified  Correspondent),  and/or  (ii)  each
Third-Party  Originator.  Such Static Pool  Information  shall be prepared by the Company (or  Third-Party
Originator)  on the  basis of its  reasonable,  good  faith  interpretation  of the  requirements  of Item
1105(a)(1)-(3)  and (c) of Regulation AB. To the extent that there is reasonably  available to the Company
(or  Third-Party  Originator)  Static Pool  Information  with respect to more than one mortgage loan type, the  Purchaser  or any  Depositor  shall be entitled to specify  whether  some or all of such  information shall be provided  pursuant to this paragraph.  The content of such Static Pool  Information may be in the form customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.
Such Static Pool Information for each vintage  origination year or prior  securitized pool, as applicable, shall be presented in increments no less  frequently  than  quarterly  over the life of the mortgage loans included in the vintage  origination year or prior  securitized  pool. The most recent periodic  increment must be as of a date no later  than  135  days  prior  to the  date of the  prospectus  or other  offering document in which the Static Pool  Information is to be included or incorporated by reference.  The Static
Pool  Information  shall be  provided in an  electronic  format  that  provides a permanent  record of the information  provided,  such as a portable  document  format (pdf) file, or other such  electronic  format reasonably required by the Purchaser or the Depositor, as applicable;

         (v)      within 5 Business Days after request by the Purchaser,  information  with respect to the
Company  (as  servicer)  as  required  by  Item  1108(b)  and  (c) of  Regulation  AB,  a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit N for convenience of reference only,  as  determined  by Purchaser in its sole  discretion.  In the event that the Company has  delegated any servicing  responsibilities  with respect to the Mortgage  Loans to a  Subservicer,  the Company shall provide the information required pursuant to this clause with respect to the Subservicer;

         (vi)     within 5 Business Days after request by the Purchaser,

                  (a) information  regarding any legal  proceedings  pending (or known to be contemplated)
         against the Company (as  originator  and as servicer)  and each other  originator of the Mortgage
         Loans  and  each  Subservicer  as  required  by Item  1117 of  Regulation  AB, a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit N for  convenience of reference only, as determined by Purchaser in its sole discretion,

                  (b) information  regarding  affiliations  with respect to the Company (as originator and as servicer) and each other  originator of the Mortgage  Loans and each  Subservicer  as required by Item 1119(a) of Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit N for  convenience  of reference  only, as determined by Purchaser in its reasonable discretion, and

                  (c) information  regarding  relationships  and transactions  with respect to the Company
         (as  originator  and as  servicer)  and each  other  originator  of the  Mortgage  Loans and each
         Subservicer as required by Item 1119(b) and (c) of Regulation  AB, a summary of the  requirements of which as of the date  hereof is  attached  hereto as Exhibit N for  convenience  of  reference only, as determined by Purchaser in its reasonable discretion;

         (vii)    if so requested by the Purchaser,  the Company shall provide (or, as  applicable,  cause each  Third-Party  Originator to provide),  at the expense of the  requesting  party (to the extent of any additional  incremental expense associated with delivery pursuant to this Agreement),  such statements and agreed-upon  procedures letters of certified public accountants  reasonably acceptable to the Purchaser or
Depositor,  as applicable,  pertaining to Static Pool Information  relating to prior securitized pools for securitizations  closed  on or after  January  1, 2006 or, in the case of  Static  Pool  Information  with respect to the  Company's or  Third-Party  Originator's  originations  or  purchases,  to calendar  months commencing  January 1, 2006, or to any financial  information  included in any other  disclosure  provided under this Section 11.18, as the Purchaser or such Depositor  shall  reasonably  request.  Such statements and  letters  shall be  addressed  to and be for the  benefit  of such  parties as the  Purchaser  or such
Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any  Depositor and any broker dealer acting as underwriter,  placement agent or initial  purchaser with respect to a Pass-Through
Transfer.  Any such  statement or letter may take the form of a standard,  generally  applicable  document accompanied by a reliance  letter  authorizing  reliance by the addressees  designated by the Purchaser or such Depositor;

         (viii) For the  purpose of  satisfying  the  reporting  obligation  under the  Exchange  Act with respect to any class of asset-backed  securities,  the Company shall (or shall cause each  Subservicer and
Third-Party  Originator  to) (i) provide  prompt  notice to the  Purchaser,  any Master  Servicer  and any
Depositor in writing of (A) any material  litigation or  governmental  proceedings  involving the Company, any  Subservicer  or any  Third-Party  Originator,  (B) any  affiliations  or  relationships  that develop following the closing date of a  Securitization  Transaction  between the Company,  any Subservicer or any
Third-Party  Originator  and any of the parties  specified in clause (D) of paragraph  (a) of this Section
(and  any  other  parties   identified  in  writing  by  the  requesting   party)  with  respect  to  such
Securitization  Transaction,  (C)  any  Event  of  Default  under  the  terms  of  this  Agreement  or any
Reconstitution  Agreement,  (D) any merger,  consolidation or sale of  substantially  all of the assets of the Company,  and (E) the Company's  entry into an agreement  with a  Subservicer  to perform or assist in the performance of any of the Company's  obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the Purchaser and any Depositor a description  of such  proceedings,  affiliations  or relationships;

         (ix)  As a  condition  to the  succession  to the  Company  or any  Subservicer  as  servicer  or subservicer  under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into which the
Company or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser,  any Master Servicer,  and any Depositor,  at least 15 calendar days prior to the effective date of such  succession or  appointment,
(x) written  notice to the  Purchaser  and any  Depositor of such  succession  or  appointment  and (y) in writing and in form and  substance  reasonably  satisfactory  to the  Purchaser  and such  Depositor,  all information  reasonably  requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (x) In  addition to such  information  as the  Company,  as  servicer,  is  obligated  to provide pursuant to other  provisions  of this  Agreement,  not later than ten days prior to the  deadline for the filing  of any  distribution  report  on Form  10-D in  respect  of any  Securitization  Transaction  that includes  any of the  Mortgage  Loans  serviced  by the  Company or any  Subservicer,  the Company or such
Subservicer,  as applicable,  shall, to the extent the Company or such Subservicer has knowledge,  provide to the party  responsible for filing such report  (including,  if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all information,  data, and materials  related thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the provisions of Regulation AB referenced below):

                           (A)      any  material  modifications,  extensions  or  waivers  of pool  asset terms,  fees,  penalties or payments  during the  distribution  period or that have  cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                           (B)      material  breaches  of pool asset  representations  or  warranties  or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (C)      information  regarding  any pool  asset  changes  (such as  additions, substitutions  or repurchases)  and any material  changes in  origination,  underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

         (xi) Upon  request,  the Company  shall  provide to the  Purchaser,  any Master  Servicer and any
Depositor,  evidence of the authorization of the person signing any certification or statement,  copies or
other  evidence  of  Fidelity  Bond  Insurance  and  Errors  and  Omission  Insurance  policy,   financial
information  and reports,  and such other  information  related to the Company or any  Subservicer  or the
Company or such Subservicer's performance hereunder.

         In  connection  with  clause  (x)(C)  above,  the  Purchaser  shall  inform  the  Company  of any additions,  substitutions  or  repurchases  of Mortgage  Loans  included in a  Securitization  Transaction originated or serviced by the Company, promptly upon the occurrence of any such event.

         In the event of a conflict  or  inconsistency  between the terms of Exhibit N and the text of the applicable  Item of Regulation  AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

         The Company shall  indemnify the  Purchaser,  each  affiliate of the  Purchaser,  and each of the following parties participating in a Pass-Through  Transfer:  each sponsor and issuing entity; each Person
(including,  but not limited to, any Master  Servicer,  if applicable)  responsible  for the  preparation, execution  or  filing  of any  report  required  to be filed  with the  Commission  with  respect  to such
Pass-Through  Transfer,  or for execution of a certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d)
under  the  Exchange  Act with  respect  to such  Pass-Through  Transfer;  each  broker  dealer  acting as underwriter,  placement  agent or initial  purchaser,  each Person who controls any of such parties or the
Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);
and the respective  present and former directors,  officers,  employees,  agents and affiliates of each of the foregoing and of the Depositor  (each, an "Indemnified  Party"),  and shall hold each of them harmless from and against any losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

         (i)(A) any untrue  statement  of a material  fact  contained  or alleged to be  contained  in any information,  report,  certification,  accountants'  letter or other material  provided under this Section
11.18 by or on  behalf  of the  Company,  or  provided  under  this  Section  11.18 by or on behalf of any
Subservicer,  Subcontractor or Third-Party Originator  (collectively,  the "Company Information"),  or (B)
the  omission or alleged  omission  to state in the Company  Information  a material  fact  required to be stated in the Company  Information or necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading;  provided,  by way of  clarification,  that clause (B) of this paragraph  shall be construed  solely by reference to the Company  Information  and not to any other  information  communicated  in  connection  with a sale or  purchase of  securities,  without regard  to  whether  the  Company  Information  or any  portion  thereof  is  presented  together  with or separately from such other information;

         (ii)  any  failure  by the  Company,  any  Subservicer,  any  Subcontractor  or  any  Third-Party
Originator to deliver any information,  report, certification,  accountants' letter or other material when and as required  under this Section  11.18,  including any failure by the Company to identify  pursuant to
Section  11.19 any  Subcontractor  "participating  in the servicing  function"  within the meaning of Item
1122 of Regulation AB;

         (iii) any breach by the Company of a  representation  or warranty set forth in Section 3.01 or in a writing  furnished  pursuant to Section  3.01(q) and made as of a date prior to the closing  date of the related  Pass-Through  Transfer,  to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing  furnished  pursuant to Section 3.01(q)
to the extent made as of a date subsequent to such closing date; or

         (iv) the negligence bad faith or willful misconduct of the Company in connection with its performance under this Section 11.18.

                  If the  indemnification  provided  for herein is  unavailable  or  insufficient  to hold harmless an  Indemnified  Party,  then the Company  agrees that it shall  contribute to the amount paid or payable by such Indemnified Party as a result of any claims,  losses,  damages or liabilities  incurred by such  Indemnified  Party in such  proportion  as is  appropriate  to reflect  the  relative  fault of such
Indemnified Party on the one hand and the Company on the other.

                  In the case of any failure of performance  described  above,  the Company shall promptly reimburse the Purchaser,  any Depositor,  as applicable,  and each Person responsible for the preparation, execution  or  filing  of any  report  required  to be filed  with the  Commission  with  respect  to such
Securitization  Transaction,  or for  execution  of a  certification  pursuant to Rule  13a-14(d)  or Rule
15d-14(d)  under  the  Exchange  Act  with  respect  to such  Securitization  Transaction,  for all  costs reasonably  incurred  by each  such  party in order to  obtain  the  information,  report,  certification, accountants'  letter or other  material not  delivered as required by the Company,  any  Subservicer,  any
Subcontractor or any Third-Party Originator.

         This  indemnification  shall survive the  termination of this Agreement or the termination of any party to this Agreement.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         18.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 11.19:

         Section 11.19. Use of Subservicers and Subcontractors.

         (a)      The Company  shall not hire or  otherwise  utilize the  services of any  Subservicer  to fulfill any of the  obligations  of the Company as servicer  under this  Agreement  or any  Reconstitution
Agreement  unless the Company  complies with the provisions of paragraph (b) of this Section.  The Company shall  not hire or  otherwise  utilize  the  services  of any  Subcontractor,  and shall  not  permit  any
Subservicer  to hire or  otherwise  utilize  the  services  of any  Subcontractor,  to fulfill  any of the obligations  of the Company as servicer under this Agreement or any  Reconstitution  Agreement  unless the
Company complies with the provisions of paragraph (d) of this Section.

         (b)      The Company  shall  cause any  Subservicer  used by the Company (or by any  Subservicer)
for the benefit of the  Purchaser  and any  Depositor  to comply with the  provisions  of this Section and with  Sections  3.01(p),  3.01(s),  6.04,  6.07 and 11.18 of this  Agreement to the same extent as if such
Subservicer  were the Company,  and to provide the information  required with respect to such  Subservicer under  Section  3.01(r) of this  Agreement.  The Company  shall be  responsible  for  obtaining  from each
Subservicer  and  delivering  to the  Purchaser  and any  Depositor  any Annual  Statement  of  Compliance
required to be delivered by such  Subservicer  under Section  6.04(a),  any  Assessment of Compliance  and
Attestation  Report  required  to be  delivered  by such  Subservicer  under  Section  6.07 and any Annual
Certification required under Section 6.04(b) as and when required to be delivered.

         (c)      The Company shall  promptly upon request  provide to the Purchaser and any Depositor (or any designee of the Depositor,  such as an  administrator)  a written  description  (in form and substance satisfactory  to the  Purchaser  and  such  Depositor)  of the  role and  function  of each  Subcontractor utilized by the Company or any Subservicer,  specifying (i) the identity of each such Subcontractor,  (ii)
which (if any) of such  Subcontractors  are  "participating in the servicing  function" within the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the  Servicing  Criteria will be addressed in assessments  of  compliance  provided  by each  Subcontractor  identified  pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any  Subcontractor  determined to be "participating in the servicing  function"  within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor  used by the Company (or by any  Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the  provisions of Sections  6.07 and 11.18 of this  Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for  obtaining  from each
Subcontractor  and  delivering  to the Purchaser  and any  Depositor  any  Assessment  of  Compliance  and
Attestation  Report and the other  certificates  required to be  delivered  by such  Subservicer  and such
Subcontractor under Section 6.07, in each case as and when required to be delivered.

         19.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 11.20:

         Section 11.20. Third Party Beneficiary.

         For  purposes  of this  Agreement, each  Master  Servicer  shall  be  considered  a  third  party beneficiary  to this  Agreement,  entitled  to all the rights and  benefits hereof  as if it were a direct party to this Agreement.

         20.      The  Agreement  is hereby  amended as of the date  hereof by  deleting  Exhibit E in its entirety and replacing it with the following:

                                                     EXHIBIT E

                                         REPORTING DATA FOR MONTHLY REPORT

                                             Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

         21.      The  Agreement  is hereby  amended  as of the date  hereof by adding the  following  new
Exhibit F:

                                                     EXHIBIT F

                                        REPORTING DATA FOR DEFAULTED LOANS

                                 Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the  property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                       MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o        ASUM-   Approved Assumption
o        BAP-    Borrower Assistance Program
o        CO-     Charge Off
o        DIL-    Deed-in-Lieu
o        FFA-    Formal Forbearance Agreement
o        MOD-    Loan Modification
o        PRE-    Pre-Sale
o        SS-     Short Sale
o        MISC-   Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o        Mortgagor
o        Tenant
o        Unknown
o        Vacant

The Property Condition field should show the last reported condition of the property as follows:
o        Damaged
o        Excellent
o        Fair
o        Gone
o        Good
o        Poor
o        Special Hazard
o        Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                62             Veteran's Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                63             Veteran's Affairs-Refund
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                64             Veteran's Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

         22.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit K:

                                                     EXHIBIT K

                                        COMPANY'S OBLIGATIONS IN CONNECTION
                                               WITH A RECONSTITUTION

         o        The Company  shall (i) possess  the  ability to service to a  securitization  documents;
(ii) service on a  "Scheduled/Scheduled"  reporting  basis  (advancing  through the  liquidation of an REO
Property),  (iii) make  compensating  interest  payments  on payoffs and  curtailments  and (iv) remit and report to a Master  Servicer in format  acceptable  to such Master  Servicer by the 10th  calendar  day of each month.

         o        The Company shall provide an acceptable  annual  certification  (officer's  certificate)
to the  Master  Servicer  (as  required  by the  Sarbanes-Oxley  Act of 2002) as well as any other  annual
certifications   required  under  the   securitization   documents  (i.e.  the  annual   statement  as  to
compliance/annual  independent  certified  public  accountants'  servicing  report  due by March 1 of each year).

         o        The Company  shall allow for the  Purchaser,  the Master  Servicer or their  designee to perform a review of audited financials and net worth of the Company.

         o        The  Company  shall  provide  a  Uniform  Single  Attestation  Program  certificate  and
Management Assertion as requested by the Master Servicer or the Purchaser.

         o        The Company  shall provide  information  on each  Custodial  Account as requested by the
Master Servicer or the Purchaser,  and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

         o        The Company shall maintain its servicing  system in accordance with the  requirements of the Master Servicer.

         23.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit L:

                                                     EXHIBIT L

                                           FORM OF COMPANY CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

         I,   ____________________________,   the   _______________________  of  [NAME  OF  COMPANY]  (the
"Company"),   certify  to  [the  Purchaser],  [the  Depositor],  and  the  [Master  Servicer]  [Securities
Administrator]  [Trustee],  and their  officers,  with the  knowledge  and intent that they will rely upon this certification, that:

                  I  have  reviewed  the  servicer  compliance   statement  of  the  Company  provided  in
         accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the Company's  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  "Servicing  Criteria"),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act")  and Item  1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the  "Company
         Servicing Information");

                  Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made,  not  misleading  with  respect to the  period of time  covered  by the  Company  Servicing
         Information;

                  Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

                  I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the Servicing
         Assessment  or the  Attestation  Report,  the Company has  fulfilled  its  obligations  under the
         Agreement in all material respects; and

The  Compliance  Statement  required to be delivered by the Company  pursuant to this  Agreement,  and the
Servicing  Assessment  and  Attestation  Report  required  to be  provided  by  the  Company  and  by  any
Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the [Depositor]  [Master
Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the
[Depositor]  [Master  Servicer].  Any material instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

         24.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit M:

                                                EXHIBIT M

                                         SUMMARY OF REGULATION AB
                                            SERVICING CRITERIA

NOTE:  This  Exhibit M is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit M and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

(i)      General servicing considerations.

(A)      Policies and procedures  are  instituted to monitor any  performance or other triggers and events of default in accordance with the transaction agreements.

(B)      If any material  servicing  activities are  outsourced to third parties,  policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

(C)      Any  requirements in the transaction  agreements to maintain a back-up  servicer for the mortgage loans are maintained.

(D)      A fidelity bond and errors and omissions  policy is in effect on the party  participating  in the servicing  function  throughout the reporting  period in the amount of coverage  required by and otherwise in accordance with the terms of the transaction agreements.

(ii)     Cash collection and administration.

(A)      Payments on mortgage  loans are  deposited  into the  appropriate  custodial  bank  accounts  and related bank clearing accounts no more than two business days following  receipt,  or such other number of days specified in the transaction agreements.

(B)      Disbursements  made via wire  transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(C)      Advances of funds or  guarantees  regarding  collections,  cash flows or  distributions,  and any interest or other fees  charged for such  advances,  are made,  reviewed  and approved as specified in the transaction agreements.

(D)      The related accounts for the transaction,  such as cash reserve accounts or accounts  established as a form of  overcollateralization,  are  separately  maintained  (e.g.,  with respect to  commingling of cash) as set forth in the transaction agreements.

(E)      Each custodial account is maintained at a federally insured  depository  institution as set forth
in  the  transaction   agreements.   For  purposes  of  this  criterion,   "federally  insured  depository
institution"  with respect to a foreign financial  institution means a foreign financial  institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(F)      Unissued checks are safeguarded so as to prevent unauthorized access.

(G)      Reconciliations  are prepared on a monthly  basis for all  asset-backed  securities  related bank accounts,  including  custodial accounts and related bank clearing  accounts.  These  reconciliations  are
(A)  mathematically  accurate;  (B) prepared within 30 calendar days after the bank statement cutoff date, or such other  number of days  specified  in the  transaction  agreements;  (C)  reviewed  and approved by someone  other  than the  person  who  prepared  the  reconciliation;  and (D)  contain  explanations  for reconciling  items.  These  reconciling  items are  resolved  within 90  calendar  days of their  original identification, or such other number of days specified in the transaction agreements.

(iii)    Investor remittances and reporting.

(A)      Reports  to  investors,  including  those to be filed  with the  Commission,  are  maintained  in accordance with the transaction  agreements and applicable  Commission  requirements.  Specifically,  such reports (A) are  prepared  in  accordance  with  timeframes  and other terms set forth in the  transaction agreements;  (B) provide information  calculated in accordance with the terms specified in the transaction agreements;  (C) are filed with the  Commission  as required by its rules and  regulations;  and (D) agree with investors' or the trustee's  records as to the total unpaid principal  balance and number of mortgage loans serviced by the Servicer.

(B)      Amounts due to investors are allocated and remitted in accordance with  timeframes,  distribution priority and other terms set forth in the transaction agreements.

(C)      Disbursements  made to an  investor  are  posted  within  two  business  days  to the  Servicer's investor records, or such other number of days specified in the transaction agreements.

(D)      Amounts  remitted to investors per the investor  reports agree with  cancelled  checks,  or other form of payment, or custodial bank statements.

(iv)     Mortgage Loan administration.

(A)      Collateral  or  security  on  mortgage  loans  is  maintained  as  required  by  the  transaction agreements or related mortgage loan documents.

(B)      Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(C)      Any additions,  removals or  substitutions  to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(D)      Payments on mortgage loans,  including any payoffs,  made in accordance with the related mortgage loan  documents are posted to the  Servicer's  obligor  records  maintained no more than two business days after receipt,  or such other number of days  specified in the  transaction  agreements,  and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(E)      The  Servicer's  records  regarding  the mortgage  loans agree with the  Servicer's  records with respect to an obligor's unpaid principal balance.

(F)      Changes  with  respect  to the  terms or  status  of an  obligor's  mortgage  loans  (e.g.,  loan modifications  or re-agings) are made,  reviewed and approved by authorized  personnel in accordance  with the transaction agreements and related mortgage loan documents.

(G)      Loss mitigation or recovery actions (e.g.,  forbearance  plans,  modifications  and deeds in lieu of foreclosure,  foreclosures and repossessions,  as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(H)      Records  documenting  collection  efforts  are  maintained  during the period a mortgage  loan is delinquent  in  accordance  with the  transaction  agreements.  Such records are  maintained on at least a monthly basis,  or such other period  specified in the transaction  agreements,  and describe the entity's activities in monitoring  delinquent  mortgage  loans  including,  for example,  phone calls,  letters and
payment   rescheduling   plans  in  cases  where  delinquency  is  deemed  temporary  (e.g.,   illness  or
unemployment).

(I)      Adjustments  to interest  rates or rates of return for  mortgage  loans with  variable  rates are computed based on the related mortgage loan documents.

(J)      Regarding  any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor's mortgage loan documents,  on at least an annual basis, or such other period  specified in the  transaction  agreements;  (B) interest on such funds is paid, or credited, to obligors in accordance with  applicable  mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related  mortgage  loans, or such other number of days specified in the transaction agreements.

(K)      Payments made on behalf of an obligor  (such as tax or insurance  payments) are made on or before the related  penalty or  expiration  dates,  as  indicated  on the  appropriate  bills or notices for such payments,  provided  that such support has been  received by the Servicer at least 30 calendar  days prior to these dates, or such other number of days specified in the transaction agreements.

(L)      Any late  payment  penalties  in  connection  with any payment to be made on behalf of an obligor are paid from the  Servicer's  funds and not charged to the  obligor,  unless the late  payment was due to the obligor's error or omission.

(M)      Disbursements  made on behalf of an obligor are posted  within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

(N)      Delinquencies,  charge-offs and uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.

(O)      Any external  enhancement or other  support,  identified in Item  1114(a)(1)  through (3) or Item
1115 of Regulation AB, is maintained as set forth in the transaction agreements.

         25.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit N:

                                                EXHIBIT N

                             SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit N is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit N and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

         -Provide  static  pool  information  with  respect  to  mortgage  loans that were  originated  or purchased by the Company and which are of the same type as the Mortgage Loans.

         -Provide static pool information regarding  delinquencies,  cumulative losses and prepayments for prior securitized pools of the Company.

         -If the  Company  has less than 3 years  experience  securitizing  assets of the same type as the
Mortgage  Loans,  provide  the static  pool  information  by vintage  origination  years  regarding  loans originated or purchased by the Company,  instead of by prior securitized pool. A vintage  origination year represents mortgage loans originated during the same year.

         -Such static pool  information  shall be for the prior five years,  or for so long as the Company has been originating or purchasing (in the case of data by vintage  origination  year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

         -The static pool  information for each vintage  origination  year or prior  securitized  pool, as applicable,  shall be presented in monthly  increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

         -Provide summary  information for the original  characteristics of the prior securitized pools or vintage  origination years, as applicable and material,  including:  number of pool assets,  original pool balance,  weighted  average initial loan balance,  weighted  average  mortgage rate,  weighted average and minimum and maximum  FICO,  product  type,  loan  purpose,  weighted  average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

         Provide the following  information  with respect to each  servicer  that will service,  including interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the
Pass-Through Transfer:

         -a description of the Company's form of organization;

         -a description of how long the Company has been servicing  residential  mortgage loans; a general discussion  of the  Company's  experience  in  servicing  assets  of any  type as well as a more  detailed discussion of the  Company's  experience  in, and  procedures  for the servicing  function it will perform under this Agreement and any Reconstitution  Agreements;  information regarding the size,  composition and growth of the  Company's  portfolio  of  mortgage  loans of the type  similar  to the  Mortgage  Loans and information  on factors  related to the Company that may be material to any  analysis of the  servicing of the Mortgage Loans or the related asset-backed  securities,  as applicable,  including whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the Company,  whether any material  noncompliance with applicable  servicing criteria as to any other  securitization has been disclosed or reported by the Company,  and the extent of outsourcing the Company uses;

         -a description of any material  changes to the Company's  policies or procedures in the servicing function it will perform under this  Agreement and any  Reconstitution  Agreements  for mortgage  loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding the Company's  financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing  resulting  from such financial  condition  could have a material impact on the performance of the securities  issued in the  Pass-Through  Transfer,  or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved in  servicing  loans of the same type as the  Mortgage
Loans, and the Company's processes and procedures designed to address such factors;

         -statistical  information  regarding  principal and interest  advances made by the Company on the
Mortgage Loans and the Company's overall servicing portfolio for the past three years; and

         -the Company's process for handling delinquencies,  losses,  bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

         -Identify any originator or group of affiliated  originators that  originated,  or is expected to originate,  10% or more of the  mortgage  loans in any  loan  group in the  securitization  issued  in the
Pass-Through Transfer.

Item 1110(b)

         Provide  the  following  information  with  respect  to any  originator  or group  of  affiliated originators  that originated,  or is expected to originate,  20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

         -the Company's form of organization; and

         -a  description  of the Company's  origination  program and how long the Company has been engaged in originating  residential  mortgage loans,  which description must include a discussion of the Company's experience  in  originating  mortgage  loans  of the  same  type as the  Mortgage  Loans  and  information regarding the size and  composition of the Company's  origination  portfolio as well as  information  that may be  material  to an  analysis  of the  performance  of  the  Mortgage  Loans,  such  as the  Company's credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

         -describe  any legal  proceedings  pending  against the  Company or against any of its  property, including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

         -describe any  affiliations of the Company,  each other originator of the Mortgage Loans and each
Subservicer with the sponsor,  depositor,  issuing entity,  trustee,  any originator,  any other servicer, any  significant  obligor,  enhancement or support  provider or any other material  parties related to the
Pass-Through Transfer.

Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding entered  into  outside of the  ordinary  course of business  or on terms  other than those  obtained in an arm's length transaction with an unrelated third party, apart from the Pass-Through Transfer,  between the
Company,  each  other  originator  of the  Mortgage  Loans  and  each  Subservicer,  or  their  respective affiliates,  and the sponsor,  depositor or issuing  entity or their  respective  affiliates,  that exists currently  or has  existed  during the past two years,  that may be material  to the  understanding  of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding involving or relating to the Mortgage  Loans or the  Pass-Through  Transfer,  including the material terms and approximate dollar amount involved,  between the Company,  each other originator of the Mortgage Loans and each  Subservicer,  or their  respective  affiliates  and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

         26.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit O:

                                                EXHIBIT O

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment  of  compliance  to be delivered by [the  Company]  [Name of  Subservicer]  shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------------------- -----------------------
                                     Servicing Criteria                                        Applicable Servicing
                                                                                                     Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized                   X
                        access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        x
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      x
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               x
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer's investor records, or such other number of                x
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   x
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             x
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              x
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  x
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      x
                        accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer's records regarding the mortgage loans agree with the              x
                        Servicer's records with respect to an obligor's unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's                     x
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   x
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                x
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             x
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                x
                        accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 x
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 x
                        made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer,
                        or such other number of days specified in the transaction                       x
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      x
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        ---------------------------------------------------------------------

----------------------- --------------------------------------------------------------------- -----------------------

                                                     [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                                     Date:    _________________________

                                                     By:      _________________________
                                                     Name:
                                                     Title:

         27.      The Agreement is hereby amended as of the date hereof by adding the following new
Exhibit P:

                                                     EXHIBIT P

                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                           The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable.  Required documentation:

                  *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period

                     of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                   *  For escrow advances - complete payment history

                      (to calculate advances from last positive escrow balance forward)

                  *  Other expenses -  copies of corporate advance history showing all payments

                  *  REO repairs > $1500 require explanation

                  *  REO repairs >$3000 require evidence of at least 2 bids.

                  *  Short Sale or Charge Off require P&L supporting the decision and WFB's approved
                  Officer Certificate

                  *  Unusual or extraordinary items may require further documentation.

         13.      The total of lines 1 through 12.

         Credits:

         14-21.   Complete as applicable.  Required documentation:

                  * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and
                  Escrow Agent / Attorney

                     Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov't guarantee

                  *  All other credits need to be clearly defined on the 332 form

         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The  total  derived  from  subtracting  line 22 from  13.  If the  amount  represents  a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If "Yes", provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                  $ ______________ (1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                              ________________ (6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                               ________________(10)
         (11) FC Costs/Other Legal Expenses                                      ________________(11)
         (12) Other (itemize)                                                    ________________(12)
                  Cash for Keys__________________________                        ________________(12)
                  HOA/Condo Fees_______________________                          ________________(12)
                  ______________________________________                         ________________(12)

                  Total Expenses                                                $ _______________(13)
         Credits:
         (14) Escrow Balance                                                    $ _______________(14)
         (15) HIP Refund                                                        ________________ (15)
         (16) Rental Receipts                                                   ________________ (16)
         (17) Hazard Loss Proceeds                                              ________________ (17)
         (18) Primary Mortgage Insurance / Gov't Insurance                      ________________ (18a)
         HUD Part A

         ________________           (18b) HUD Part B
         (19) Pool Insurance Proceeds                                           ________________ (19)
         (20) Proceeds from Sale of Acquired Property                           ________________ (20)
         (21) Other (itemize)                                                   ________________ (21)
              _________________________________________                         ________________ (21)

              Total Credits                                                     $________________(22)
         Total Realized Loss (or Amount of Gain)                                $________________(23)

Escrow Disbursement Detail

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

         28.      Except as amended  above,  the Agreement  shall  continue to be in full force and effect in accordance with its terms.

         29.      This  Amendment  may be executed  by one or more of the parties  hereto on any number of separate  counterparts and of said  counterparts  taken together shall be deemed to constitute one and the same instrument.

                                         [SIGNATURE PAGES FOLLOW]

         IN WITNESS  WHEREOF,  the following  parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                                                              EMC MORTGAGE CORPORATION,
                                                                       as Purchaser

                                                              By:____________________________
                                                              Name:__________________________
                                                              Title:_________________________

                                                              HOMEBANC MORTGAGE CORPORATION,
                                                                       as Company

                                                              By:____________________________
                                                              Name:__________________________
                                                              Title:_________________________

                                                                                               EXHIBIT H-5

                                         EMC MORTGAGE CORPORATION
                                                Purchaser,

                                     HSBC MORTGAGE CORPORATION (USA)

                                                 Company,

                                           AMENDED AND RESTATED
                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                      Dated as of September 1, 2005

                                (Fixed and Adjustable Rate Mortgage Loans)

                                                ARTICLE I

Section 1.01     Defined Terms.............................................................................2

                                                ARTICLE II

                                               ARTICLE III

                                                ARTICLE IV

Section 4.08     Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage

                                                ARTICLE V

                                                ARTICLE VI

                                               ARTICLE VII

Section 7.01     Company Shall Provide Information as Reasonably Required.................................57

                                               ARTICLE VIII

                                                ARTICLE IX

Section 9.01     Events of Default........................................................................61
Section 9.02     Waiver of Defaults.......................................................................62

                                                ARTICLE X

Section 10.01     Termination.............................................................................62
Section 10.02     Termination without cause...............................................................63

                                                ARTICLE XI

Section 11.19     Monthly Reporting with Respect to a Reconstitution......................................

EXHIBITS
   A                    Contents of Mortgage File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                    [reserved]
   G                    Request for Release of Documents and Receipt
   H                    Company's Underwriting Guidelines
   I                    Form of Term Sheet
   J                    Reconstituted Mortgage Loan Reporting

         This is an Amended  and  Restated  Purchase,  Warranties  and  Servicing  Agreement,  dated as of
September  1,  2005,  which  amends  and  restates  the  Purchase,  Warranties  and  Servicing  Agreement,
originally dated May 1, 2002, each between EMC MORTGAGE  CORPORATION,  as Purchaser,  with offices located at Mac Arthur Ridge II, 909 Hidden Ridge  Drive,  Suite 200,  Irving,  Texas 75038 (the  "Purchaser")  and
HSBC Mortgage  Corporation  (USA), with offices located at 2929 Walden Avenue,  Depew, New York 14043 (the
"Company").

                                          W I T N E S S E T H :

         WHEREAS,  the  Purchaser has  heretofore  agreed to purchase from the Company and the Company has heretofore  agreed to sell to the  Purchaser,  from time to time,  certain  Mortgage  Loans on a servicing retained basis;

         WHEREAS,  each of the Mortgage  Loans is secured by a mortgage,  deed of trust or other  security instrument  creating a first lien on a residential  dwelling located in the jurisdiction  indicated on the
Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

         WHEREAS,  the Purchaser and the Company wish to prescribe the  representations  and warranties of the Company with respect to itself and the Mortgage  Loans and the  management,  servicing  and control of the Mortgage Loans;

         NOW,  THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the Purchaser and the Company agree as follows:

                                                ARTICLE I

                                               DEFINITIONS

         Section 1.01  Defined Terms.

         Whenever used in this Agreement,  the following words and phrases,  unless the context  otherwise requires, shall have the following meaning specified in this Article:

         Accepted  Servicing  Practices:  With  respect to any Mortgage  Loan,  those  mortgage  servicing practices  (including  collection  procedures)  of prudent  mortgage  banking  institutions  which service mortgage  loans of the same type as such Mortgage  Loan in the  jurisdiction  where the related  Mortgaged
Property is located,  and which are in accordance with Fannie Mae servicing practices and procedures,  for
MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

         Adjustment  Date:  As to each  adjustable  rate  Mortgage  Loan,  the date on which the  Mortgage
Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agreement:  This Purchase,  Warranties  and Servicing  Agreement  including all exhibits  hereto, amendments hereof and supplements hereto.

         Appraised  Value:  With respect to any  Mortgaged  Property,  the lesser of (i) the value thereof as determined by an appraisal  made for the  originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum  requirements of Fannie Mae and FHLMC,  and (ii) the purchase  price  paid for the  related  Mortgaged  Property  by the  Mortgagor  with the  proceeds  of the
Mortgage Loan,  provided,  however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged
Property  is based  solely upon the value  determined  by an  appraisal  made for the  originator  of such
Refinanced  Mortgage Loan at the time of origination of such Refinanced  Mortgage Loan by an appraiser who met the  minimum  requirements  of  FANNIE  MAE and  FHLMC.  However  in the  case of a  mortgage  made on property  in New York  State  value  will  always be  determined  by the  appraisal  for  determining  any requirement for primary mortgage insurance only.

         Assignment:  An  individual  assignment  of  the  Mortgage,  notice  of  transfer  or  equivalent instrument,  in  recordable  form,  sufficient  under the laws of the  jurisdiction  wherein  the  related
Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         BIF:  The Bank Insurance Fund, or any successor thereto.

         Business  Day:  Any day other  than:  (i) a Saturday  or Sunday,  or (ii) a legal  holiday in the
State of New York or (iii) a day on which banks in the State of New York are  authorized  or  obligated by law or executive order to be closed.

         Buydown  Agreement:  An agreement  between the Seller and a Mortgagor,  or an agreement among the
Company,  a  Mortgagor  and a seller of a Mortgaged  Property or a third party with  respect to a Mortgage
Loan which provides for the application of Buydown Funds.

         Buydown Funds:  In respect of any Buydown  Mortgage  Loan, any amount  contributed by seller of a
Mortgaged  Property  subject to a Buydown  Mortgage Loan,  the buyer of such property,  the Company or any other  source,  plus  interest  earned  thereon,  in order to enable the  Mortgagor to reduce the payments required to be made from the mortgagor's fund in the early years of a Mortgage Loan.

         Buydown  Mortgage Loan: Any Mortgage Loan in respect of which,  pursuant to a Buydown  Agreement,
(i) the  Mortgagor  pays  less  than  the full  monthly  payments  specified  in the  Mortgage  Note for a specified period,  and (ii) the difference  between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

         Buydown  Period:  The  period of time when a Buydown  Agreement  is in effect  with  respect to a related Buydown Mortgage Loan.

         Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Code:    The Internal Revenue Code of 1986, or any successor statute thereto.

         Company:  HSBC  Mortgage  Corporation  (USA),  their  successors  in  interest  and  assigns,  as permitted by this Agreement.

         Condemnation  Proceeds:  All awards or  settlements in respect of a Mortgaged  Property,  whether permanent or temporary,  partial or entire,  by exercise of the power of eminent  domain or  condemnation, to the extent not  required  to be released to a  Mortgagor  in  accordance  with the terms of the related
Mortgage Loan Documents.

         Confirmation:  The  trade  confirmation  letter  between  the  Purchaser  and the  Company  which relates to the Mortgage Loans.

         Consumer  Information:  Information  including,  but not  limited  to, all  personal  information about Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

         Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit  occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op Loan:  A Mortgage  Loan secured by the pledge of stock  allocated  to a dwelling  unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Credit Score: The credit score of the Mortgagor  provided by Fair, Isaac & Company,  Inc. or such other organization  providing credit scores as per HSBC  underwriting/program  guidelines in affect at the time of the origination of a Mortgage Loan.

         Current Appraised Value:   With  respect  to  any  Mortgaged  Property,   the  value  thereof  as
determined by an appraisal made for the Company (by an appraiser who met the  requirements  of the Company and Fannie Mae) at the request of a Mortgagor  for the purpose of canceling a Primary  Mortgage  Insurance
Policy in accordance  with federal,  state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

         Current LTV:      The ratio of the Stated  Principal  Balance of a Mortgage  Loan to the  Current
Appraised Value of the Mortgaged Property.

         Custodial  Account:  Each separate demand account or accounts created and maintained  pursuant to
Section  4.04 which shall be entitled  "[_____________________],  in trust for the  [Purchaser],  Owner of
Adjustable  Rate  Mortgage  Loans" and shall be  established  in an Eligible  Account,  in the name of the
Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Custodian:  With respect to any Mortgage Loan,  the entity stated on the related Term Sheet,  and its successors and assigns, as custodian for the Purchaser.

         Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Determination  Date:  The 15th day (or if such 15th day is not a Business  Day,  the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

         Due  Date:  The day of the  month  on  which  the  Monthly  Payment  is due on a  Mortgage  Loan, exclusive of any days of grace, which is the first day of the month.

         Due Period:  With respect to any  Remittance  Date,  the period  commencing  on the second day of the month  preceding  the month of such  Remittance  Date and  ending on the first day of the month of the
Remittance Date.

         Eligible  Account:  An account  established  and  maintained:  (i) within FDIC  insured  accounts created,  maintained and monitored by the Company so that all funds  deposited  therein are fully insured, or (ii) as a trust  account with the  corporate  trust  department  of a depository  institution  or trust company  organized  under the laws of the United States of America or any one of the states thereof or the
District of Columbia  which is not  affiliated  with the  Company (or any  sub-servicer)  or (iii) with an
entity  which  is  an   institution   whose   deposits  are  insured  by  the  FDIC,   the  unsecured  and
uncollateralized  long-term  debt  obligations of which shall be rated "A2" or higher by Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable  Rating
Agency,  and which is either (a) a federal savings  association  duly organized,  validly  existing and in good standing under the federal banking laws, (b) an institution  duly organized,  validly existing and in good standing under the applicable  banking laws of any state,  (c) a national banking  association  under the federal banking laws, or (d) a principal  subsidiary of a bank holding  company,  or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities,  the equivalent  required  ratings of each Rating  Agency,  and held such that the rights of the Purchaser  and the owner of the Mortgage  Loans shall be fully protected  against the claims of any creditors of the Company (or any  sub-servicer) and of any creditors or depositors  of the  institution  in which such account is maintained or (v) in a separate non-trust  account  without  FDIC or other  insurance  in an  Eligible  Institution.  In the event  that a
Custodial  Account is established  pursuant to clause (iii),  (iv) or (v) of the preceding  sentence,  the
Company shall provide the  Purchaser  with written  notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

         Eligible  Institution:  An institution  having (i) the highest short-term debt rating, and one of the two highest  long-term  debt  ratings of each Rating  Agency;  or (ii) with  respect to any  Custodial
Account,  an unsecured  long-term debt rating of at least one of the two highest unsecured  long-term debt ratings of each Rating Agency.

         Equity  Take-Out  Refinanced  Mortgage  Loan:  A Refinanced  Mortgage  Loan the proceeds of which were in excess of the  outstanding  principal  balance  of the  existing  mortgage  loan as defined in the
HSBC underwriting manual in effect at the time of origination.

         Escrow  Account:  Each separate  trust  account or accounts  created and  maintained  pursuant to
Section  4.06  which  shall be  entitled  "__________________,  in  trust  for the  [Purchaser],  Owner of
Adjustable Rate Mortgage Loans, and various  Mortgagors" and shall be established in an Eligible  Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Escrow  Payments:  With respect to any Mortgage  Loan,  the amounts  constituting  ground  rents, taxes,  assessments,  water rates, sewer rents, municipal charges,  mortgage insurance premiums,  fire and hazard insurance  premiums,  condominium  charges,  and any other payments  required to be escrowed by the
Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

         Fannie Mae:       The Federal National Mortgage Association, or any successor thereto.

         Fannie Mae  Guide(s):  The Fannie Mae Selling  Guide and the Fannie Mae  Servicing  Guide and all
amendments or additions thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

         FHLMC Guide:  The FHLMC  Single  Family  Seller/Servicer  Guide and all  amendments  or additions thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         First  Remittance  Date:  With respect to any Mortgage Loan, the Remittance Date occurring in the month following the month in which the related Closing Date occurs.

         GAAP:  Generally accepted accounting principles, consistently applied.

         HUD:  The United States Department of Housing and Urban Development or any successor.

         Index:  With  respect  to  any  adjustable  rate  Mortgage  Loan,  the  index  identified  on the
Mortgage  Loan  Schedule and set forth in the related  Mortgage  Note for the purpose of  calculating  the interest rate thereon.

         Initial Rate Cap: As to each  adjustable  rate  Mortgage  Loan,  where  applicable,  the  maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

         Insurance  Proceeds:  With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

         Interest  Only Mortgage  Loan: A Mortgage Loan that requires  payment of interest for a period of
time  specified  on  the  related  Mortgage  Note  during  the  interest-only   period  followed  by  full
amortization of the remaining balance for the remaining duration of the loan.

         Lifetime  Rate Cap: As to each  adjustable  rate Mortgage  Loan,  the maximum  Mortgage  Interest
Rate over the term of such Mortgage Loan.

         Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage
Loan,  whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise.

         Loan-to-Value  Ratio or LTV:  With  respect  to any  Mortgage  Loan,  the  ratio of the  original outstanding  principal  amount of the  Mortgage  Loan,  to the lower of the  Appraised  Value or the Sales
Price of the Mortgaged  Property.  However,  in the case of a mortgage made on property in New York State, value will always be determined by the appraisal for  determining  any  requirement  for primary  mortgage insurance only.

         Margin:  With respect to each  adjustable  rate Mortgage  Loan, the fixed  percentage  amount set forth  in each  related  Mortgage  Note  which is added to the  Index in order to  determine  the  related
Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

         MERS:  Mortgage Electronic Registration System, Inc., a subsidiary of MERSCORP, Inc.

         MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS® System.

         MERS® System:  The electronic mortgage registration system maintained by MERS.

         MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

         MOM  Mortgage:  A Mortgage  Loan naming MERS as the original  mortgagee on the mortgage  security instrument.

         Monthly  Advance:  The  aggregate  of the  advances  made by the Company on any  Remittance  Date pursuant to Section 5.03.

         Monthly  Payment:  The scheduled  monthly  payment of principal (if applicable) and interest on a
Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

         Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a  Mortgage  Note  which creates a first lien on an  unsubordinated  estate in fee simple in real  property  securing  the Mortgage
Note.

         Mortgage  File:  The  mortgage  documents  pertaining  to a  particular  Mortgage  Loan which are specified  in Exhibit A hereto and any  additional  documents  required to be added to the  Mortgage  File pursuant to this Agreement.

         Mortgage  Impairment  Insurance Policy: A mortgage  impairment or blanket hazard insurance policy as required by Section 4.11.

         Mortgage  Interest Rate: The annual rate at which  interest  accrues on any Mortgage Loan,  which may be  adjusted  from  time to time  for an  adjustable  rate  Mortgage  Loan,  in  accordance  with  the provisions of the related Mortgage Note.

         Mortgage  Loan:  An  individual  mortgage  loan  which is the  subject  of this  Agreement,  each
Mortgage  Loan  originally  sold and subject to this  Agreement  being  identified  on the  Mortgage  Loan
Schedule  attached  to the related  Term Sheet,  which  Mortgage  Loan  includes  without  limitation  the
Mortgage File, the Monthly Payments, Principal Prepayments,  Liquidation Proceeds,  Condemnation Proceeds,
Insurance Proceeds,  REO Disposition Proceeds,  and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

         Mortgage Loan Documents:  The documents listed in Exhibit A.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the  Purchaser,  which shall be equal to the Mortgage  Interest  Rate minus the  Servicing Fee
Rate.

         Mortgage Loan Schedule:  The schedule of Mortgage  Loans annexed to the related Term Sheet,  such schedule  setting  forth the  following  information  with  respect to each  Mortgage  Loan in the related
Mortgage Loan Package:

         (1)      the Company's Mortgage Loan identifying number;

         (2)      the Mortgagor's first and last name;

         (3)      the street address of the Mortgaged Property including the city, state and zip code;

         (4)      a code indicating  whether the Mortgaged  Property is  owner-occupied,  a second home or an investor property;

         (5)      the type of residential property constituting the Mortgaged Property;

         (6)      the original months to maturity of the Mortgage Loan;

         (7)      the remaining  months to maturity from the related  Cut-off Date,  based on the original amortization  schedule  and, if  different,  the  maturity  expressed  in the same manner but based on the actual amortization schedule;

         (8)      the  Sales  Price,  if  applicable,   Appraised  Value  and   Loan-to-Value   Ratio,  at
origination;

         (9)      the Mortgage  Interest Rate as of origination  and as of the related  Cut-off Date; with respect to each  adjustable  rate Mortgage Loan, the initial  Adjustment  Date, the next  Adjustment  Date immediately  following the related  Cut-off  Date,  the Index,  the Margin,  the Initial Rate Cap, if any,
Periodic  Rate Cap, if any,  minimum  Mortgage  Interest Rate under the terms of the Mortgage Note and the
Lifetime Rate Cap;

         (10)     the Origination Date of the Mortgage Loan;

         (11)     the stated maturity date;

         (12)     the amount of the Monthly Payment at origination;

         (13)     the amount of the Monthly Payment as of the related  Cut-off Date;

         (14)     the original principal amount of the Mortgage Loan;

         (15)     the  scheduled  Stated  Principal  Balance  of the  Mortgage  Loan  as of the  close  of business on the related  Cut-off  Date,  after  deduction  of payments of  principal  due on or before the related Cut-off Date whether or not collected;

         (16) a code  indicating  the  purpose  of the  Mortgage  Loan  (i.e.,  purchase,  rate  and  term refinance, equity take-out refinance);

         (17) a code indicating the documentation style (i.e. full, alternative, etc.);

         (18)     the number of times during the twelve (12) month period  preceding  the related  Closing
Date that any Monthly Payment has been received after the month of its scheduled due date;

         (19)     the date on which the first payment is or was due;

         (20)     a code  indicating  whether  or not  the  Mortgage  Loan  is the  subject  of a  Primary
                  Mortgage Insurance Policy and the name of the related insurance carrier;

         (21)     a code  indicating  whether or not the Mortgage  Loan is currently  convertible  and the conversion spread;

         (22)     the  last Due Date on  which a  Monthly  Payment  was  actually  applied  to the  unpaid principal balance of the Mortgage Loan.

         (23)     product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

         (24)     credit score and/or mortgage score, if applicable;

         (25)     a code  indicating  whether or not the Mortgage Loan is the subject of a Lender  Primary
Mortgage Insurance Policy;

         (26)     a code indicating  whether or not the Mortgage Loan has a prepayment  penalty and if so, the amount and term thereof;

         (27)     the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

         (28)     for any  Mortgage  Loan  originated  in the State of New  Jersey  prior to July 7, 2004, whether  such  Mortgage  Loan is a "Home  Loan",  "Covered  Home  Loan",  "Manufactured  Housing" or "Home
Improvement Loan" as defined in the New Jersey Home Ownership Security Act of 2002; and

         (29)     whether the Mortgage Loan has a mandatory arbitration clause;

         (30)     a code indicating whether the Mortgage Loan is a MERS Mortgage Loan;

         (31)     MERS #, if applicable.

         With respect to the Mortgage Loans in the aggregate,  the Mortgage Loan Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

         (1)      the number of Mortgage Loans;

         (2)      the current aggregate outstanding principal balance of the Mortgage Loans;

         (3)      the weighted average Mortgage Interest Rate of the Mortgage Loans;

         (4)      the weighted average maturity of the Mortgage Loans; and

         (5)      the weighted average months to next Adjustment Date;

         Mortgage  Note:  The note or other  evidence  of the  indebtedness  of a  Mortgagor  secured by a
Mortgage.

         Mortgaged  Property:  The  underlying  real  property  securing  repayment  of a  Mortgage  Note, consisting of a single  parcel of real estate  considered to be real estate under the laws of the state in which such real property is located  which may include  condominium  units and planned unit  developments, improved by a residential  dwelling;  except that with respect to real property  located in  jurisdictions in which the use of  leasehold  estates  for  residential  properties  is a  widely-accepted  practice,  a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

         Mortgagor:  The obligor on a Mortgage Note.

         OCC:  Office of the Comptroller of the Currency, its successors and assigns.

         Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board,  the  President,  a Senior  Vice  President  or a Vice  President  or by the  Treasurer  or the
Secretary or one of the Assistant  Treasurers or Assistant  Secretaries  of the Company,  and delivered to the Purchaser as required by this Agreement.

         Opinion  of  Counsel:  A written  opinion  of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

         Origination  Date:  The  date  on  which a  Mortgage  Loan  funded,  which  date  shall  not,  in connection with a Refinanced  Mortgage Loan, be the date of the funding of the debt being refinanced,  but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

         OTS:  Office of Thrift Supervision, its successors and assigns.

         Periodic Rate Cap: As to each  adjustable  rate Mortgage Loan,  the maximum  increase or decrease in the Mortgage  Interest Rate on any Adjustment  Date, as set forth in the related  Mortgage Note and the related Mortgage Loan Schedule.

         Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations of, and obligations  fully  guaranteed by the United States of  America  or any  agency or  instrumentality  of the  United  States of  America  the obligations  of which are backed by the full  faith and  credit of the United  States of
                  America;

         (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii)  repurchase  obligations  with a term  not to  exceed  thirty  (30)  days and with respect  to (a) any  security  described  in clause  (i) above and  entered  into with a depository  institution  or trust  company  (acting as  principal)  described  in clause
                  (ii)(a) above;

                  (iv)  securities  bearing  interest  or sold at a  discount  issued  by any  corporation incorporated  under the laws of the United  States of America or any state  thereof that are rated in one of the two  highest  rating  categories  by each  Rating  Agency at the time of such  investment  or  contractual  commitment  providing  for  such  investment;
                  provided,  however,  that securities  issued by any particular  corporation  will not be
                  Permitted  Investments  to the  extent  that  investments  therein  will  cause the then outstanding  principal  amount  of  securities  issued by such  corporation  and held as
                  Permitted  Investments to exceed 10% of the aggregate  outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

                  (v) commercial  paper  (including  both  non-interest-bearing  discount  obligations and interest-bearing  obligations  payable  on demand or on a  specified  date not more than one year after the date of issuance  thereof)  which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi)  any  other  demand,  money  market  or  time  deposit,  obligation,   security  or
                  investment  as may be  acceptable  to each Rating Agency as evidenced in writing by each
                  Rating Agency; and

                  (vii) any money market  funds the  collateral  of which  consists of  obligations  fully guaranteed  by the United  States of America  or any  agency or  instrumentality  of the
                  United  States of  America  the  obligations  of which are  backed by the full faith and credit of the  United  States of  America  (which  may  include  repurchase  obligations secured by  collateral  described  in clause (i)) and other  securities  and which money market  funds are  rated in one of the two  highest  rating  categories  by each  Rating
                  Agency.

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such  instrument or if such security  provides for payment of both  principal and interest with a yield to maturity  in  excess  of 120% of the  yield  to  maturity  at par or if such  investment  or  security  is purchased at a price greater than par.

         Person:  Any  individual,  corporation,  partnership,  joint  venture,  association,  joint-stock company,  limited liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

         Prepayment  Interest  Shortfall:  With respect to any  Remittance  Date,  for each  Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment  Period, an amount equal to the excess of one month's  interest at the applicable  Mortgage Loan Remittance Rate on the amount of such
Principal  Prepayment  over the  amount of  interest  (adjusted  to the  Mortgage  Loan  Remittance  Rate)
actually paid by the related Mortgagor with respect to such Prepayment Period.

         Prepayment Period:         With respect to any Remittance  Date, the calendar month preceding the month in which such Remittance Date occurs.

         Primary Mortgage Insurance Policy:  Each primary policy of mortgage  insurance  represented to be in effect  pursuant  to Section  3.02(hh),  or any  replacement  policy  therefor  obtained by the Company pursuant to Section 4.08.

         Prime  Rate:  The prime rate  announced  to be in effect  from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

         Principal  Prepayment:  Any payment or other  recovery of  principal  on a Mortgage  Loan full or partial which is received in advance of its scheduled Due Date,  excluding  any  prepayment  penalty,  and which is not  accompanied  by an amount of interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price:  As defined in Section 2.02.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified  Appraiser:  An  appraiser  who had no  interest,  direct or indirect in the  Mortgaged
Property  or in any loan made on the  security  thereof,  and whose  compensation  is not  affected by the approval  or  disapproval  of the  Mortgage  Loan,  and  such  appraiser  and the  appraisal  made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations  promulgated  thereunder and the requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

         Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly  authorized and licensed in such states to transact the applicable  insurance business and to write the insurance  provided,  approved as an insurer by Fannie Mae or FHLMC.

         Rating  Agency:  Standard  &  Poor's,  Fitch,  Inc.  or,  in the  event  that  some or all of the ownership of the Mortgage Loans is evidenced by  mortgage-backed  securities,  the  nationally  recognized rating agencies issuing ratings with respect to such securities, if any.

         Refinanced  Mortgage  Loan:  A  Mortgage  Loan  which  was  made to a  Mortgagor  who  owned  the
Mortgaged  Property  prior to the  origination  of such Mortgage Loan and the proceeds of which are not in excess of the existing first mortgage,  as outlined in the HSBC  Underwriting  Guidelines in effect at the time of origination.

         REMIC: A "real estate  mortgage  investment  conduit," as such term is defined in Section 860D of the Code.

         REMIC Provisions:  The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance  Date:  The 18th day of any month,  beginning  with the First  Remittance  Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO  Disposition  Proceeds:  Amounts  received  by the Company in  connection  with a related REO
Disposition.

         REO  Property:  A  Mortgaged  Property  acquired  by the  Company on behalf of the  Purchaser  as described in Section 4.13.

         Repurchase  Price:  With  respect to any  Mortgage  Loan, a price equal to (i) the product of the greater  of  100%  or the  percentage  of par as  stated  in the  Confirmation  multiplied  by the  Stated
Principal  Balance of such Mortgage Loan on the repurchase  date,  plus (ii) interest on such  outstanding principal  balance at the Mortgage  Loan  Remittance  Rate from the last date through  which  interest has been paid and distributed to the Purchaser to the end of the month of repurchase,;  less amounts  received or advanced in respect of such  repurchased  Mortgage Loan which are being held in the  Custodial  Account for distribution in the month of repurchase.

         SAIF:  The Savings Association Insurance Fund, or any successor thereto.

         Sales Price:      With  respect  to any  Mortgage  Loan the  proceeds  of which  were used by the
Mortgagor to acquire the related  Mortgaged  Property,  the amount paid by the related  Mortgagor for such
Mortgaged Property.

         Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses
(including  reasonable  attorneys' fees and  disbursements)  incurred in the performance by the Company of its servicing obligations,  including,  but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged  Property,  (b) any enforcement,  administrative or judicial  proceedings, or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not
limited  to,  foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior  lienholders,  and other legal actions incidental to the servicing of the Mortgage
Loans (provided that such expenses are reasonable and that the Company  specifies the Mortgage  Loan(s) to which such expenses relate and, upon Purchaser's request,  provides documentation  supporting such expense
(which  documentation  would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial  proceeding does not arise out of a breach of any  representation,  warranty or covenant of the Company  hereunder),  (c) the management and liquidation of the Mortgaged  Property if the
Mortgaged Property is acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments, water rates,  sewer rates and other charges  which are or may become a lien upon the  Mortgaged  Property, and Primary Mortgage  Insurance Policy premiums and fire and hazard insurance  coverage,  (e) any expenses reasonably  sustained  by the  Company  with  respect to the  liquidation  of the  Mortgaged  Property  in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

         Servicing  Fee:  With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of (a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.
Such fee  shall be  payable  monthly,  computed  on the  basis of the same  principal  amount  and  period respecting  which any related  interest  payment on a Mortgage  Loan is computed.  The  obligation  of the
Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the interest  portion of such  Monthly  Payment  collected  by the Company,  or as  otherwise  provided  under
Section  4.05 and in  accordance  with the  Fannie  Mae  Guide(s).  Any fee  payable  to the  Company  for administrative  services  related to any REO  Property as  described in Section 4.13 shall be payable from
Liquidation Proceeds of the related REO Property.

         Servicing Fee Rate:  As set forth in the Term Sheet.

         Servicing  File:  With  respect  to  each  Mortgage  Loan,  the  file  retained  by  the  Company consisting  of originals of all  documents in the Mortgage  File which are not  delivered to the Purchaser and copies of the Mortgage  Loan  Documents  listed in Exhibit A, the  originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

         Servicing   Officer:   Any  officer  of  the  Company   involved  in,  or  responsible  for,  the
administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each  Mortgage Loan as of any date of  determination,  (i) the principal  balance of such  Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date,  whether or not received,  minus (ii) all amounts  previously  distributed  to the  Purchaser  with respect to the Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

         Subservicer:   Any  subservicer   which  is  subservicing   the  Mortgage  Loans  pursuant  to  a
Subservicing Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         Subservicing  Agreement:  An  agreement  between the Company and a  Subservicer,  if any, for the servicing of the Mortgage Loans.

                  Term Sheet:  A  supplemental  agreement in the form  attached  hereto as Exhibit I which shall be executed  and  delivered by the Company and the  Purchaser to provide for the sale and  servicing pursuant to the terms of this  Agreement  of the  Mortgage  Loans  listed on Schedule I attached  thereto, which  supplemental  agreement shall contain certain  specific  information  relating to such sale of such
Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                                ARTICLE II

                         PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                              RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                 BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                   DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01      Agreement to Purchase.

         The Company  agrees to sell and the  Purchaser  agrees to purchase the  Mortgage  Loans having an aggregate Stated  Principal  Balance on the related Cut-off Date set forth in the related Term Sheet in an amount as set forth in the  Confirmation,  or in such  other  amount  as agreed by the  Purchaser  and the
Company as evidenced by the actual aggregate  Stated  Principal  Balance of the Mortgage Loans accepted by the  Purchaser on the related  Closing Date,  with  servicing  retained by the Company.  The Company shall deliver the related  Mortgage Loan Schedule  attached to the related Term Sheet for the Mortgage  Loans to be purchased  on the related  Closing  Date to the  Purchaser at least two (2) Business  Days prior to the related  Closing Date. The Mortgage Loans shall be sold pursuant to this  Agreement,  and the related Term
Sheet shall be executed and delivered on the related Closing Date.

         Section 2.02      Purchase Price.

         The  Purchase  Price  for each  Mortgage  Loan  shall be the  percentage  of par as stated in the
Confirmation  (subject to adjustment as provided therein),  multiplied by the Stated Principal Balance, as of the related  Cut-off Date, of the Mortgage Loan listed on the related  Mortgage Loan Schedule  attached to the related  Term Sheet,  after  application  of scheduled  payments of principal  due on or before the related Cut-off Date whether or not collected.

         In addition to the Purchase  Price as described  above,  the Purchaser  shall pay to the Company, at closing,  accrued  interest on the Stated  Principal  Balance of each  Mortgage  Loan as of the related
Cut-off Date at the Mortgage Loan  Remittance  Rate of each  Mortgage  Loan from the related  Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price plus accrued  interest as set forth in the preceding  paragraph  shall be paid on the related Closing Date by wire transfer of immediately available funds.

          Purchaser  shall be entitled to (1) all scheduled  principal due after the related Cut-off Date,
(2) all other recoveries of principal  collected on or after the related Cut-off Date (provided,  however, that all scheduled  payments of principal  due on or before the related  Cut-off Date and collected by the
Company or any successor  servicer  after the related  Cut-off Date shall belong to the Company),  and (3)
all payments of interest on the Mortgage  Loans net of  applicable  Servicing  Fees (minus that portion of any such payment  which is allocable to the period prior to the related  Cut-off  Date).  The  outstanding principal  balance of each Mortgage Loan as of the related  Cut-off Date is determined  after  application of payments of principal  due on or before the related  Cut-off Date  whether or not  collected,  together with any  unscheduled  principal  prepayments  collected  prior to the  related  Cut-off  Date;  provided, however,  that  payments of scheduled  principal  and  interest  prepaid for a Due Date beyond the related
Cut-off Date shall not be applied to the principal  balance as of the related  Cut-off Date.  Such prepaid amounts shall be the property of the  Purchaser.  The Company shall deposit any such prepaid  amounts into the Custodial  Account,  which  account is  established  for the benefit of the  Purchaser for  subsequent remittance by the Company to the Purchaser.

         Section 2.03      Servicing of Mortgage Loans.

         Simultaneously  with the  execution  and  delivery  of each Term Sheet,  the Company  does hereby agree to directly  service the Mortgage  Loans listed on the related  Mortgage Loan  Schedule  attached to the related Term Sheet subject to the terms of this  Agreement  and the related Term Sheet.  The rights of the  Purchaser to receive  payments  with respect to the related  Mortgage  Loans shall be as set forth in this Agreement.

         Section 2.04      Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

         As of the related Closing Date, the Company sold,  transferred,  assigned,  set over and conveyed to the Purchaser,  without recourse,  on a servicing  retained basis, and the Company hereby  acknowledges that the Purchaser  has, but subject to the terms of this  Agreement  and the related Term Sheet,  all the right,  title and  interest  of the  Company  in and to the  Mortgage  Loans.  Company  will  deliver  the
Mortgage  Files to the Custodian  designated by Purchaser,  on or before the related  Closing Date, at the expense  of the  Company.  The  Company  shall  maintain  a  Servicing  File  consisting  of a copy of the contents of each  Mortgage  File and the originals of the documents in each Mortgage File not delivered to the  Purchaser.  The Servicing File shall contain all documents  necessary to service the Mortgage  Loans.
The  possession  of each  Servicing  File by the  Company  is at the will of the  Purchaser,  for the sole purpose of servicing the related  Mortgage  Loan, and such retention and possession by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage Loan,  including the Mortgage  Note,  the Mortgage,  the contents of the related  Mortgage  File and all rights,  benefits, proceeds  and  obligations  arising  therefrom  or  in  connection  therewith,  has  been  vested  in  the
Purchaser.  All  rights  arising  out of the  Mortgage  Loans  including,  but not  limited  to, all funds received on or in  connection  with the Mortgage  Loans and all records or  documents  with respect to the
Mortgage  Loans  prepared by or which come into the  possession  of the Company shall be received and held by the  Company  in trust for the  benefit  of the  Purchaser  as the  owner of the  Mortgage  Loans.  Any portion of the Mortgage Files retained by the Company shall be  appropriately  identified in the Company's computer  system to clearly  reflect the  ownership of the Mortgage  Loans by the  Purchaser.  The Company
shall  release  its  custody of the  contents  of the  Mortgage  Files  only in  accordance  with  written instructions  of the  Purchaser,  except  when such  release is required as  incidental  to the  Company's servicing of the Mortgage  Loans or is in connection  with a repurchase of any Mortgage Loan or Loans with respect thereto  pursuant to this Agreement and the related Term Sheet,  such written  instructions  shall not be required.

         Section 2.05       Books and Records.

         The sale of each  Mortgage  Loan shall be  reflected  on the  Company's  balance  sheet and other financial  statements  as a sale  of  assets  by  the  Company.  The  Company  shall  be  responsible  for maintaining,  and shall  maintain,  a complete set of books and records for the Mortgage  Loans that shall be  appropriately  identified in the  Company's  computer  system to clearly  reflect the ownership of the
Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for  inspection  by the  Purchaser,  or its  designee  and shall  deliver to the  Purchaser  upon  demand, evidence of compliance with all federal,  state and local laws,  rules and  regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to  documentation  as to the method used in  determining  the  applicability  of the  provisions of the Flood  Disaster  Protection Act of 1973, as
amended,  to the  Mortgaged  Property,  documentation  evidencing  insurance  coverage of any  condominium project as  required  by Fannie Mae or FHLMC,  and  periodic  inspection  reports as  required  by Section
4.13. To the extent that original  documents are not required for purposes of  realization  of Liquidation
Proceeds or Insurance  Proceeds,  documents  maintained  by the Company may be in the form of microfilm or microfiche.

         The Company  shall  maintain  with respect to each  Mortgage  Loan and shall make  available  for inspection  by any  Purchaser  or its designee the related  Servicing  File during the time the  Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         In addition to the foregoing,  Company shall provide to any supervisory  agents or examiners that regulate  Purchaser,  including but not limited to, the OTS, the FDIC and other similar entities,  access, during normal business hours,  upon reasonable  advance notice to Company and without charge to Company or such  supervisory  agents or examiners,  to any  documentation  regarding  the Mortgage  Loans that may be required by any applicable regulator.

         Section 2.06.     Transfer of Mortgage Loans.

         The  Company  shall keep at its  servicing  office  books and  records in which,  subject to such reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers of Mortgage  Loans.  No transfer of a Mortgage  Loan may be made unless such  transfer  is in  compliance  with the terms  hereof.
For the  purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any person with  respect to this  Agreement or any  Mortgage  Loan unless a notice of the  transfer of such  Mortgage
Loan has been  delivered to the Company in accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan.  The Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer  one or more of the Mortgage  Loans,  provided,  however,  that the transferee  will  not be  deemed  to be a  Purchaser  hereunder  binding  upon  the  Company  unless  such transferee  shall agree in writing to be bound by the terms of this Agreement and an original  counterpart of the  instrument of transfer in an Assignment  and  Assumption of this  Agreement  substantially  in the form of  Exhibit D hereto  executed  by the  transferee  shall have been  delivered  to the  Company.  The
Purchaser  also shall  advise the Company of the  transfer.  Upon receipt of notice of the  transfer,  the
Company  shall  mark its  books and  records  to  reflect  the  ownership  of the  Mortgage  Loans of such assignee,  and the previous  Purchaser  shall be released from its  obligations  hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.07      Delivery of Mortgage Loan Documents.

                  The Company  shall  deliver and release to the  Purchaser  or its  designee the Mortgage
Loan Documents in accordance  with the terms of this  Agreement and the related Term Sheet.  The documents enumerated as items (1), (2),  (3), (4), (5), (6), (7), (8), (9) and (16)  (including  those listed in (B)
relating to Co-op Loans) in Exhibit A hereto  shall be  delivered  by the Company to the  Purchaser or its designee no later than three (3)  Business  Days prior to the related  Closing  Date  pursuant to a bailee letter  agreement.  All other documents in Exhibit A hereto,  together with all other  documents  executed in  connection  with the Mortgage Loan that Company may have in its  possession,  shall be retained by the
Company in trust for the  Purchaser.  If the Company cannot  deliver the original  recorded  Mortgage Loan
Documents or the original policy of title insurance,  including riders and  endorsements  thereto,  on the related  Closing Date,  the Company  shall,  promptly upon receipt  thereof and in any case not later than
180 days from the related  Closing Date,  deliver such original  documents,  including  original  recorded documents,  to the  Purchaser  or its designee  (unless the Company is delayed in making such  delivery by reason  of the fact  that  such  documents  shall not have  been  returned  by the  appropriate  recording office).  If delivery  is not  completed  within 270 days solely due to delays in making such  delivery by reason of the fact that such documents shall not have been returned by the appropriate  recording  office, the Company  shall  continue to use its best  efforts to effect  delivery as soon as possible  thereafter, provided that if such  documents  are not delivered by the 360th day from the date of the related  Closing
Date, the Company shall  repurchase the related  Mortgage Loans at the Repurchase Price in accordance with
Section 3.03 hereof.

         The Company shall pay all initial  recording  fees, if any, for the  assignments  of mortgage and any other  fees in  connection  with the  transfer  of all  original  documents  to the  Purchaser  or its designee.  Company shall  prepare,  in recordable  form, all  assignments of mortgage  necessary to assign the Mortgage  Loans to  Purchaser,  or its  designee.  Company  shall be  responsible  for  recording  the assignments of mortgage.

         Any review by the  Purchaser,  or its  designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

         If the  Purchaser  or its designee  discovers  any defect with  respect to a Mortgage  File,  the
Purchaser  shall,  or shall  cause its  designee  to,  give  written  specification  of such defect to the
Company  which  may be given in the  exception  report or the  certification  delivered  pursuant  to this
Section  2.07,  or otherwise in writing and the Company  shall cure or  repurchase  such  Mortgage Loan in accordance with Section 3.03.

         The Company shall forward to the Purchaser,  or its designee,  original  documents  evidencing an assumption,  modification,  consolidation  or extension of any  Mortgage  Loan entered into in  accordance with Section 4.01 or 6.01 within one week of their execution;  provided,  however,  that the Company shall provide the  Purchaser,  or its designee,  with a certified  true copy of any such document  submitted for recordation  within one week of its  execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate  public  recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

         From time to time the Company may have a need for Mortgage  Loan  Documents  to be released  from
Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee,  upon the written request of the  Company,  within  ten (10)  Business  Days,  deliver  to the  Company,  any  requested  documentation previously  delivered to  Purchaser as part of the Mortgage  File,  provided  that such  documentation  is promptly  returned to Purchaser,  or its designee,  when the Company no longer requires  possession of the document,  and provided  that during the time that any such  documentation  is held by the  Company,  such possession  is in  trust  for the  benefit  of  Purchaser.  Company  shall  indemnify  Purchaser,  and its designee, from and against any and all losses, claims, damages, penalties,  fines, forfeitures,  costs and expenses  (including  court costs and reasonable  attorney's  fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

         In addition,  in connection  with the  assignment of any MERS Mortgage  Loan,  the Company agrees that it will cause,  at its own expense,  the MERS® System to indicate that such Mortgage  Loans have been assigned by the Company to the Purchaser in accordance  with this Agreement by including (or deleting,  in the case of Mortgage  Loans which are  repurchased  in  accordance  with this  Agreement) in such computer files the  information  required by the MERS® System to identify the  Purchaser  of such  Mortgage  Loans.
The Company  further  agrees that it will not alter the  information  referenced  in this  paragraph  with respect to any Mortgage  Loan during the term of this  Agreement  unless and until such  Mortgage  Loan is repurchased in accordance with the terms of this Agreement.

         Section 2.08      Quality Control Procedures.

         The Company must have an internal  quality  control  program that  verifies,  on a regular basis,
the  existence  and  accuracy  of  the  legal  documents,  credit  documents,   property  appraisals,  and
underwriting  decisions.  The program must be capable of evaluating and monitoring the overall  quality of its loan  production  and  servicing  activities.  The  program is to ensure that the  Mortgage  Loans are originated and serviced in accordance with prudent mortgage banking  practices and accounting  principles;
guard  against  dishonest,  fraudulent,  or negligent  acts;  and guard  against  errors and  omissions by officers, employees, or other authorized persons.

         Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults

           In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal
Prepayment in full.  Such remittance shall be made by the Company to Purchaser no later than the third
Business Day following receipt of such Principal Prepayment by the Company.

           In the event the first  scheduled  Monthly  Payment  which is due under any Mortgage Loan after the related  Cut-off  Date is not made  during the month in which such  Monthly  Payment is due,  then not later than five (5)  Business  Days after  notice to the Company by  Purchaser  (and at  Purchaser's  sole option),  the Company,  shall repurchase such Mortgage Loan from the Purchaser  pursuant to the repurchase provisions contained in this Subsection 3.03.

         Section 2.10      Modification  of  Obligations.  Purchaser  may,  without any notice to Company, extend,  compromise,  renew, release,  change,  modify, adjust or alter, by operation of law or otherwise, any of the  obligations  of the  Mortgagors  or other  persons  obligated  under a Mortgage  Loan  without releasing or otherwise  affecting  the  obligations  of Company under this  Agreement,  or with respect to
such  Mortgage  Loan,  except  to  the  extent  Purchaser's  extension,   compromise,   release,   change,
modification,  adjustment,  or  alteration  affects  Company's  ability to collect  the  Mortgage  Loan or realize on the security of the Mortgage, but then only to the extent such action has such effect.

                                               ARTICLE III

                                    REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

         Section 3.01      Representations and Warranties of the Company.

         The Company  represents,  warrants and covenants to the Purchaser that, as of the related Closing
Date or as of such date specifically provided herein:

         (a)      The Company is a  corporation,  duly  organized,  validly  existing and in good standing under the laws of the State of Delaware  and has all  licenses  necessary to carry out its business as now being conducted,  and is licensed and qualified to transact  business in and is in good standing under the laws of each state in which any  Mortgaged  Property is located or is otherwise  exempt  under  applicable law from such  licensing or  qualification  or is otherwise not required  under  applicable  law to effect such  licensing or  qualification  and no demand for such  licensing or  qualification  has been made upon such Company by any such state,  and in any event such Company is in compliance  with the laws of any such state to the extent  necessary to ensure the  enforceability  of each  Mortgage  Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Company has the full power and  authority  and legal right to hold,  transfer  and convey each Mortgage  Loan, to sell each  Mortgage  Loan and to execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted,  has duly authorized the execution,  delivery and performance of this
Agreement  and the related  Term Sheet and any  agreements  contemplated  hereby,  has duly  executed  and delivered this  Agreement and the related Term Sheet,  and any agreements  contemplated  hereby,  and this
Agreement  and  the  related  Term  Sheet  and  each  Assignment  to  the  Purchaser  and  any  agreements contemplated  hereby,  constitutes  a legal,  valid and binding  obligation  of the  Company,  enforceable against  it in  accordance  with its  terms,  and all  requisite  corporate  action  has been taken by the
Company to make this  Agreement and the related Term Sheet and all  agreements  contemplated  hereby valid and binding upon the Company in accordance with their terms;

         (c) Neither the  execution  and delivery of this  Agreement  and the related Term Sheet,  nor the origination  or purchase of the  Mortgage  Loans by the  Company,  the sale of the  Mortgage  Loans to the
Purchaser,  the consummation of the transactions  contemplated hereby, or the fulfillment of or compliance with the terms and  conditions of this  Agreement and the related Term Sheet will conflict with any of the terms,  conditions  or  provisions  of the  Company's  charter or by-laws or  materially  conflict with or result in a material  breach of any of the terms,  conditions or provisions  of any legal  restriction  or any agreement or  instrument to which the Company is now a party or by which it is bound,  or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material  violation of any law, rule,  regulation,  order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

         (d)  There is no  litigation,  suit,  proceeding  or  investigation  pending  or,  to the best of
Company's knowledge,  threatened,  or any order or decree outstanding,  with respect to the Company which, either in any one instance or in the  aggregate,  is reasonably  likely to have a material  adverse effect on the sale of the  Mortgage  Loans,  the  execution,  delivery,  performance  or  enforceability  of this
Agreement and the related Term Sheet, or which is reasonably  likely to have a material  adverse effect on the financial condition of the Company.

         (e) No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the Company of or compliance by the Company with this  Agreement  or the related  Term Sheet,  or the sale of the  Mortgage  Loans and delivery of the
Mortgage Files to the Purchaser or the  consummation  of the  transactions  contemplated by this Agreement or the related  Term Sheet,  except for  consents,  approvals,  authorizations  and orders which have been obtained;

         (f) The  consummation  of the  transactions  contemplated  by this  Agreement or the related Term
Sheet is in the ordinary course of business of the Company and Company,  and the transfer,  assignment and conveyance  of the  Mortgage  Notes and the  Mortgages  by the Company  pursuant to this  Agreement or the related Term Sheet are not subject to bulk transfer or any similar  statutory  provisions in effect in any applicable jurisdiction;

         (g) The  origination  and  servicing  practices  used by the Company and any prior  originator or servicer  with  respect  to each  Mortgage  Note and  Mortgage  have  been  legal and in  accordance  with applicable laws and regulations and the Mortgage Loan Documents,  and in all material  respects proper and prudent in the mortgage  origination and servicing  business.  Each Mortgage Loan has been serviced in all material  respects with Accepted  Servicing  Practices.  With respect to escrow deposits and payments that the Company,  on behalf of an investor,  is entitled to collect,  all such payments are in the  possession of, or under the control of, the Company,  and there exist no  deficiencies  in  connection  therewith for which  customary  arrangements  for repayment  thereof have not been made.  All escrow  payments have been collected in full  compliance  with state and federal law and the provisions of the related  Mortgage Note and  Mortgage.  As to any  Mortgage  Loan  that is the  subject  of an  escrow,  escrow  of  funds  is not prohibited by applicable law and has been  established  in an amount  sufficient to pay for every escrowed item that  remains  unpaid and has been  assessed but is not yet due and  payable.  No escrow  deposits or other  charges or payments due under the  Mortgage  Note have been  capitalized  under any Mortgage or the related Mortgage Note;

         (h) The Company used no selection  procedures  that  identified  the Mortgage Loans as being less desirable or valuable  than other  comparable  mortgage  loans in the  Company's  portfolio at the related
Cut-off Date;

         (i)      The Company  will treat the sale of the  Mortgage  Loans to the  Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (j)      Company is an approved  seller/servicer  of  residential  mortgage loans for Fannie Mae,
FHLMC and HUD, with such  facilities,  procedures and personnel  necessary for the sound servicing of such mortgage loans.  The Company is duly qualified,  licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws,  and  regulations,  if applicable,  meets the minimum  capital requirements  set  forth  by the OCC,  and is in good  standing  to sell  mortgage  loans  to and  service mortgage  loans for Fannie Mae and FHLMC and no event has  occurred  which  would make  Company  unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

         (k)      The Company does not believe,  nor does it have any cause or reason to believe,  that it cannot  perform  each and every  covenant  contained  in this  Agreement  or the related  Term Sheet.  The
Company is solvent  and the sale of the  Mortgage  Loans will not cause the  Company to become  insolvent.
The sale of the Mortgage  Loans is not undertaken  with the intent to hinder,  delay or defraud any of the
Company's creditors;

         (l)      No statement,  tape, diskette,  form, report or other document prepared by, or on behalf of, Company  pursuant to this Agreement or the related Term Sheet or in connection  with the  transactions contemplated  hereby,  contains or will contain any statement  that is or will be inaccurate or misleading in any material respect;

         (m)      The  Company  acknowledges  and agrees  that the  Servicing  Fee  represents  reasonable compensation  for  performing  such  services  and that the entire  Servicing  Fee shall be treated by the
Company,  for accounting and tax purposes,  as compensation  for the servicing and  administration  of the
Mortgage  Loans  pursuant to this  Agreement.  In the opinion of Company,  the  consideration  received by
Company upon the sale of the Mortgage  Loans to Purchaser  under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans under current market conditions.

         (n)      Company has  delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent  results of operations  and financial  position for the period  identified  and has been  prepared in accordance  with
GAAP  consistently  applied  throughout  the periods  involved,  except as set forth in the notes thereto.
There has been no change in the business,  operations,  financial  condition,  properties or assets of the
Company since the date of the Company's  financial  information  that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         (o)      The Company  has not dealt with any broker,  investment  banker,  agent or other  person that may be entitled  to any  commission  or  compensation  in  connection  with the sale of the  Mortgage
Loans; and

         (p)      At the time any Mortgage Loan is  registered by the Company with MERS,  the Company will be a member  of MERS in good  standing,  and will  comply  in all  material  respects  with the  rules and procedures  of MERS in  connection  with the  servicing  of the MERS  Mortgage  Loans  for as long as such
Mortgage Loans are registered with MERS.

         Section 3.02      Representations and Warranties as to Individual Mortgage Loans.

         References  in  this  Section  to  percentages  of  Mortgage  Loans  refer  in  each  case to the percentage of the  aggregate  Stated  Principal  Balance of the Mortgage  Loans as of the related  Cut-off
Date, based on the outstanding  Stated Principal  Balances of the Mortgage Loans as of the related Cut-off
Date,  and giving  effect to  scheduled  Monthly  Payments  due on or prior to the related  Cut-off  Date, whether or not received.  References to percentages of Mortgaged  Properties  refer,  in each case, to the percentages of expected  aggregate Stated Principal  Balances of the related Mortgage Loans (determined as described in the preceding sentence).  The Company hereby represents and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

          (a) The  information  set forth in the  Mortgage  Loan  Schedule  attached to the  related  Term
Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

         (b)      The  Mortgage  creates  a  valid,  subsisting  and  enforceable  first  lien  or a first priority  ownership  interest in an estate in fee simple in real  property  securing the related  Mortgage
Note  subject  to  principles  of equity,  bankruptcy,  insolvency  and other laws of general  application affecting the rights of creditors;

         (c) All payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the  related  Closing  Date;  the  Mortgage  Loan has not been  dishonored;  there  are no  material defaults  under the terms of the Mortgage  Loan;  the Company has not advanced its own funds,  or induced, solicited  or knowingly  received any advance of funds from a party other than the owner of the  Mortgaged
Property  subject to the Mortgage,  directly or indirectly,  for the payment of any amount required by the
Mortgage  Loan. As of the related  Closing Date,  all of the Mortgage  Loans will have an actual  interest paid to date of their related  Cut-off  Date(or later) and will be due for the scheduled  monthly  payment next succeeding the Cut-off Date (or later), as evidenced by a posting to Company's  servicing  collection system.  No payment  under any  Mortgage  Loan is  delinquent  as of the related  Closing Date nor has any scheduled  payment  been  delinquent  at any time during the twelve (12) months  prior to the month of the related  Closing Date. For purposes of this  paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

         (d) There are no  defaults  by  Company  in  complying  with the terms of the  Mortgage,  and all taxes,  governmental  assessments,  insurance  premiums,  water,  sewer and municipal  charges,  leasehold payments or ground rents which  previously  became due and owing have been paid, or escrow funds have been established  in an amount  sufficient to pay for every such  escrowed item which remains  unpaid and which has been assessed but is not yet due and payable;

         (e) The terms of the Mortgage Note and the Mortgage have not been  impaired,  waived,  altered or modified in any respect,  except by written  instruments  which have been  recorded to the extent any such recordation is required by law, or,  necessary to protect the interest of the Purchaser.  No instrument of waiver,  alteration or modification  has been executed except in connection with a modification  agreement and which  modification  agreement  is part of the Mortgage  File and the terms of which are  reflected in the related  Mortgage Loan  Schedule,  and no Mortgagor has been released,  in whole or in part,  from the terms thereof except in connection  with an assumption  agreement and which  assumption  agreement is part of the Mortgage  File and the terms of which are  reflected in the related  Mortgage  Loan  Schedule;  the substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related
Primary  Mortgage  Insurance  Policy and title  insurance  policy,  to the extent  required by the related policies;

         (f) The  Mortgage  Note and the  Mortgage  are not subject to any right of  rescission,  set-off, counterclaim or defense,  including,  without limitation,  the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the  Mortgage,  or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission, set-off,  counterclaim  or  defense,  including  the  defense of usury,  and no such right of  rescission, set-off,  counterclaim  or defense has been asserted with respect  thereto;  and as of the related Closing
Date the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

         (g) All buildings or other  customarily  insured  improvements  upon the  Mortgaged  Property are insured by an insurer  acceptable under the Fannie Mae or FHLMC Guides,  against loss by fire,  hazards of extended  coverage and such other  hazards as are  provided for in the Fannie Mae or FHLMC Guide,  as well as all  additional  requirements  set forth in Section 4.10 of this  Agreement.  All such standard  hazard policies are in full force and effect and contain a standard  mortgagee  clause naming the Company and its successors  in interest  and assigns as loss payee and such clause is still in effect and all premiums due thereon  have been paid.  If required  by the Flood  Disaster  Protection  Act of 1973,  as  amended,  the
Mortgage Loan is covered by a flood insurance  policy meeting the  requirements of the current  guidelines of the Federal  Insurance  Administration  which policy conforms to Fannie Mae or FHLMC  requirements,  as well as all additional  requirements  set forth in Section 4.10 of this Agreement.  Such policy was issued by an insurer  acceptable  under Fannie Mae or FHLMC  guidelines.  The Mortgage  obligates  the  Mortgagor thereunder to maintain all such  insurance at the  Mortgagor's  cost and expense,  and on the  Mortgagor's failure to do so,  authorizes  the holder of the Mortgage to maintain  such  insurance at the  Mortgagor's cost and expense and to seek  reimbursement  therefor  from the  Mortgagor.  Neither the Company  (nor any prior  originator  or servicer of any of the Mortgage  Loans) nor any  Mortgagor has engaged in any act or omission  which has  impaired  or would  impair the  coverage  of any such  policy,  the  benefits  of the endorsement provided for herein, or the validity and binding effect of either;

         (h) Each  Mortgage Loan  complies  with,  and the Company has complied  with,  applicable  local, state and federal laws,  regulations and other requirements  including,  without limitation,  usury, equal credit opportunity,  real estate settlement procedures,  the Federal Truth-In-Lending Act, disclosure laws and all applicable  predatory and abusive lending laws and consummation of the  transactions  contemplated hereby,  including  without  limitation,  the receipt of interest by the owner of such Mortgage Loan, will not involve the  violation of any such laws,  rules or  regulations.  None of the  Mortgage  Loans are (a)
Mortgage  Loans  subject  to 12 CFR Part  226.31,  12 CFR Part  226.32  or  226.34  of  Regulation  Z, the
regulation  implementing  TILA, which implements the Home Ownership and Equity  Protection Act of 1994, as
amended,  or (b) except as may be provided in subparagraph  (c) below,  classified  and/or  defined,  as a
"high cost",  "threshold",  "predatory" "high risk home loan" or "covered" loan (or a similarly classified loan using  different  terminology  under a law imposing  additional  legal  liability for mortgage  loans having high interest  rates,  points and or/fees)  under any other state,  federal or local law including, but not limited to, the States of Georgia,  New York,  North Carolina,  Arkansas,  Kentucky or New Mexico,
or (c) Mortgage  Loans subject to the New Jersey Home Ownership  Security Act of 2002 (the "Act"),  unless such Mortgage Loan is a (1) "Home Loan" as defined in the Act that is a first lien  Mortgage  Loan,  which is not a "High  Cost Home Loan" as  defined  in the Act or (2)  "Covered  Home Loan" as defined in the Act that is a first lien purchase money  Mortgage  Loan,  which is not a High Cost Home Loan under the Act. In addition  to and  notwithstanding  anything  to the  contrary  herein,  no  Mortgage  Loan for  which  the
Mortgaged  Property  is  located  in New  Jersey  is a Home  Loan as  defined  in the Act that  was  made, arranged,  or  assigned  by a  person  selling  either a  manufactured  home or home  improvements  to the
Mortgaged  Property or was made by an  originator  to whom the  Mortgagor was referred by any such seller.
Each Mortgage Loan is being (and has been) serviced in accordance  with Accepted  Servicing  Practices and applicable state and federal laws,  including,  without limitation,  the Federal  Truth-In-Lending Act and other consumer  protection laws, real estate settlement  procedures,  usury,  equal credit opportunity and disclosure laws. Company shall maintain in its possession,  available for the Purchaser's  inspection,  as appropriate,  and shall deliver to the Purchaser or its designee upon demand,  evidence of compliance with all such requirements;

         (i) The  Mortgage  has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or rescinded,  and the Mortgaged  Property has not been  released from the lien of the Mortgage,  in whole or in part  nor  has any  instrument  been  executed  that  would  effect  any  such  release,  cancellation, subordination  or rescission.  The Company has not waived the  performance by the Mortgagor of any action, if the  Mortgagor's  failure to perform such action would cause the  Mortgage  Loan to be in default,  nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (j)      The  Mortgage  is a valid,  subsisting,  enforceable  and  perfected  first  lien on the
Mortgaged  Property,  including  all  buildings  on the  Mortgaged  Property  and  all  installations  and mechanical,  electrical,  plumbing,  heating and air conditioning  systems affixed to such buildings,  and all additions,  alterations and replacements  made at any time with respect to the foregoing  securing the
Mortgage Note's original  principal  balance subject to principles of equity,  bankruptcy,  insolvency and other laws of general  application  affecting the rights of creditors.  The Mortgage and the Mortgage Note do not contain any  evidence of any security  interest or other  interest or right  thereto.  Such lien is free and clear of all adverse claims,  liens and  encumbrances  having priority over the first lien of the
Mortgage  subject only to (1) the lien of  non-delinquent  current real property taxes and assessments not yet due and payable,  (2)  covenants,  conditions  and  restrictions,  rights of way,  easements and other matters  of the  public  record as of the date of  recording  which are  acceptable  to  mortgage  lending institutions  generally  and either (A) which are  referred  to in the  lender's  title  insurance  policy delivered to the  originator  or otherwise  considered  in the  appraisal  made for the  originator of the
Mortgage  Loan,  or (B) which do not  adversely  affect  the  residential  use or  Appraised  Value of the
Mortgaged  Property as set forth in such  appraisal,  and (3) other matters to which like  properties  are commonly subject which do not individually or in the aggregate  materially  interfere with the benefits of the security  intended to be provided by the Mortgage or the use,  enjoyment,  value or  marketability  of the related Mortgaged Property.  Any security  agreement,  chattel mortgage or equivalent document related to and  delivered  in  connection  with the Mortgage  Loan  establishes  and creates a valid,  subsisting, enforceable  and  perfected  first lien and first  priority  security  interest on the property  described therein, and the Company has the full right to sell and assign the same to the Purchaser;

         (k) The  Mortgage  Note and the related  Mortgage are original and genuine and each is the legal, valid and binding  obligation of the maker  thereof,  enforceable  in all respects in accordance  with its terms  subject to  principles  of equity,  bankruptcy,  insolvency  and other laws of general  application affecting  the rights of  creditors,  and the Company  has taken all action  necessary  to  transfer  such rights of  enforceability  to the  Purchaser.  All parties to the  Mortgage  Note and the Mortgage had the legal  capacity to enter into the  Mortgage  Loan and to execute and  deliver  the  Mortgage  Note and the
Mortgage.  The Mortgage  Loan  Documents  are on forms  acceptable  to Fannie Mae and FHLMC.  The Mortgage
Note and the Mortgage have been duly and properly  executed by such parties.  No fraud,  error,  omission, misrepresentation,  negligence  or similar  occurrence  with respect to a Mortgage Loan has taken place on the part of Company or the  Mortgagor,  or on the part of any other party  involved in the  origination or servicing of the Mortgage  Loan.  The proceeds of the Mortgage  Loan have been fully  disbursed  and there is no requirement for future  advances  thereunder,  and any and all  requirements as to completion of any on-site or off-site  improvements  and as to disbursements of any escrow funds therefor have been complied with.  All costs,  fees and expenses  incurred in making or closing the Mortgage Loan and the recording of the Mortgage  were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l) The  Company  is the  sole  owner  and  holder  of the  Mortgage  Loan  and the  indebtedness evidenced by the Mortgage  Note.  Upon the sale of the Mortgage  Loan to the  Purchaser,  the Company will retain the Mortgage  File or any part thereof with respect  thereto not  delivered to the Purchaser or the
Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the
Mortgage  Loan.  Immediately  prior to the transfer and  assignment to the  Purchaser,  the Mortgage Loan, including  the Mortgage Note and the Mortgage,  were not subject to an  assignment,  sale or pledge to any person  other than  Purchaser,  and the  Company had good and  marketable  title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the  Purchaser  free and clear of any encumbrance,  equity,  lien,  pledge,  charge,  claim or  security  interest  and has the full  right  and authority  subject to no interest or  participation  of, or agreement  with, any other party,  to sell and assign the Mortgage Loan pursuant to this  Agreement  and  following  the sale of the Mortgage  Loan,  the
Purchaser will own such Mortgage Loan free and clear of any encumbrance,  equity,  participation interest, lien,  pledge,  charge,  claim or security  interest.  The  Company  intends to  relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date,  the Company will not have any right to modify or alter the terms of the sale of the Mortgage  Loan and the Company  will not have any  obligation or right to repurchase the Mortgage Loan or substitute  another Mortgage Loan,  except as provided in this
Agreement, or as otherwise agreed to by the Company and the Purchaser;

         (m)  Each  Mortgage  Loan  is  covered  by an ALTA  lender's  title  insurance  policy  or  other generally acceptable form of policy or insurance  acceptable to Fannie Mae or FHLMC (including  adjustable rate  endorsements),  issued by a title  insurer  acceptable  to Fannie Mae or FHLMC and  qualified  to do business  in  the  jurisdiction  where  the  Mortgaged  Property  is  located,  insuring  (subject  to the exceptions  contained in (j)(1),  (2) and (3) above) the Company,  its successors  and assigns,  as to the first  priority  lien of the Mortgage in the original  principal  amount of the Mortgage  Loan and against any loss by reason of the  invalidity or  unenforceability  of the lien  resulting  from the provisions of the Mortgage  providing for adjustment in the Mortgage  Interest Rate and Monthly Payment.  Where required by state law or  regulation,  the  Mortgagor has been given the  opportunity  to choose the carrier of the required mortgage title insurance.  The Company,  its successors and assigns,  is the sole insured of such lender's title insurance  policy,  such title insurance  policy has been duly and validly  endorsed to the
Purchaser or the  assignment  to the  Purchaser  of the  Company's  interest  therein does not require the consent of or notification  to the insurer and such lender's title  insurance  policy is in full force and effect and will be in full force and effect upon the  consummation  of the  transactions  contemplated  by this  Agreement.  No claims  have been made under  such  lender's  title  insurance  policy,  and no prior holder or servicer of the related  Mortgage,  including the Company,  nor any Mortgagor,  has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (n)  There is no  default,  breach,  violation  or  event  of  acceleration  existing  under  the
Mortgage  or the related  Mortgage  Note and no event  which,  with the passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute  a default,  breach,  violation or event permitting  acceleration;  and  neither  the  Company,  nor any prior  mortgagee  has waived any  default, breach, violation or event permitting acceleration;

         (o) There are no  mechanics'  or similar  liens or claims  which have been filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related  Mortgaged  Property  which  are or may be liens  prior  to or  equal  to the lien of the  related
Mortgage;

         (p)  All  improvements  subject  to  the  Mortgage  which  were  considered  in  determining  the appraised  value of the  Mortgaged  Property lie wholly  within the  boundaries  and building  restriction lines of the Mortgaged  Property  (and wholly  within the project with respect to a condominium  unit) and no  improvements  on adjoining  properties  encroach  upon the Mortgaged  Property  except those which are insured  against by the title  insurance  policy  referred to in clause (m) above and all  improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant to, and conforms  with, the Company's  underwriting  guidelines  attached as Exhibit H hereto. The Mortgage Loan bears interest at an  adjustable  rate (if  applicable)  as set forth in the related  Mortgage  Loan  Schedule,  and Monthly
Payments  under  the  Mortgage  Note are due and  payable  on the first day of each  month.  The  Mortgage contains  the  usual  and  enforceable  provisions  of the  Company  at the  time of  origination  for the acceleration of the payment of the unpaid principal  amount of the Mortgage Loan if the related  Mortgaged
Property is sold without the prior consent of the mortgagee thereunder;

         (r) The  Mortgaged  Property  is not  subject  to any  material  damage.  At  origination  of the
Mortgage  Loan  there was not,  since  origination  of the  Mortgage  Loan  there has not been,  and there currently is no proceeding pending for the total or partial  condemnation of the Mortgaged  Property.  The
Company has not received  notification  that any such  proceedings  are  scheduled to commence at a future date;

         (s) The related  Mortgage  contains  customary and  enforceable  provisions such as to render the rights and remedies of the holder thereof adequate for the realization  against the Mortgaged  Property of the benefits of the security provided thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by trustee's  sale,  and (2) otherwise by judicial  foreclosure.  There is no homestead or other  exemption  available to the Mortgagor  which would  interfere  with the right to sell the Mortgaged
Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage  constitutes a deed of trust,  a trustee,  authorized  and duly  qualified if required under  applicable  law to act as such,  has been properly  designated and currently so serves and is named in the  Mortgage,  and no fees or  expenses,  except as may be required by local law, are or will become  payable by the  Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) The Mortgage File  contains an appraisal of the related  Mortgaged  Property  signed prior to the final approval of the mortgage loan application by a Qualified  Appraiser who had no interest,  direct or  indirect,  in  the  Mortgaged  Property  or in any  loan  made  on the  security  thereof,  and  whose compensation  is not affected by the approval or  disapproval  of the Mortgage Loan, and the appraisal and appraiser both satisfy the  requirements  of Fannie Mae or FHLMC and Title XI of the Federal  Institutions
Reform,  Recovery,  and  Enforcement  Act of 1989 and the regulations  promulgated  thereunder,  all as in effect on the date the Mortgage  Loan was  originated.  The  appraisal is in a form  acceptable  to Fannie
Mae or FHLMC;

         (v) All parties  which have had any interest in the  Mortgage,  whether as  mortgagee,  assignee, pledgee or otherwise,  are (or, during the period in which they held and disposed of such interest,  were)
(A) in compliance  with any and all  applicable  licensing  requirements  of the laws of the state wherein the Mortgaged  Property is located,  and (B) (1) organized  under the laws of such state, or (2) qualified to do  business  in such  state,  or (3) federal  savings  and loan  associations  or national  banks or a
Federal Home Loan Bank or savings bank having  principal  offices in such state, or (4) not doing business in such state;

         (w) The related  Mortgage Note is not and has not been secured by any collateral  except the lien of the corresponding  Mortgage and the security interest of any applicable  security  agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

         (x) The Mortgagor has received and has  executed,  where  applicable,  all  disclosure  materials required by applicable law with respect to the making of such mortgage loans;

         (y)  The  Mortgage  Loan  does  not  contain  "graduated  payment"  features.   Unless  otherwise
indicated on the related  Mortgage Loan  Schedule,  no Mortgage Loan is subject to a buydown  agreement or contains any buydown  provision.  With respect to any temporary  Buydown  Mortgage  Loan, the maximum CLTV is  ninety-five  percent  (95%);  the maximum rate  discount is three percent  (3%),  the maximum  Buydown
Period is three (3) years;  the maximum  increase is one percent  (1%) per year;  with respect to LTV that is 80.01%  and above,  the  debt-to-income  ratio and  payment  shock are  calculated  at the second  year
Mortgage Interest Rate; with respect to LTV 80.00% and below,  debt-to-income  ratio and payment shock are calculated  at the first  year  Mortgage  Interest  Rate.  With  respect to each  Mortgage  Loan that is a
Buydown  Mortgage  Loan,  (i) on or before the date of  origination of such Mortgage Loan, the Company and the  Mortgagor,  or the Company,  the Mortgagor and the seller of the Mortgaged  Property or a third party entered  into a Buydown  Agreement.  The  Buydown  Agreement  provides  that the  seller of the  Mortgaged
Property (or third party) shall deliver to the Company  temporary  Buydown Funds in an amount equal to the aggregate  undiscounted  amount of payments that,  when added to the amount the Mortgagor on such Mortgage
Loan is  obligated  to pay on each Due Date in  accordance  with the terms of the  Buydown  Agreement,  is equal to the full  scheduled  Monthly  Payment due on such  Mortgage  Loan.  The  temporary  Buydown Funds enable the Mortgagor to qualify for the Buydown  Mortgage Loan.  The effective  interest rate of a Buydown
Mortgage Loan if less than the interest rate set forth in the related  Mortgage Note will increase  within the Buydown Period as provided in the related Buydown  Agreement so that the effective  interest rate will be equal to the  interest  rate as set forth in the  related  Mortgage  Note.  The Buydown  Mortgage  Loan satisfies  the  requirements  of Fannie Mae  guidelines;  (ii) The Mortgage and Mortgage  Note reflect the permanent  payment terms rather than the payment  terms of the Buydown  Agreement.  The Buydown  Agreement provides for the payment by the  Mortgagor of the full amount of the Monthly  Payment on any Due Date that the  Buydown  Funds are  available.  The  Buydown  Funds  were not used to reduce the  original  principal balance  of the  Mortgage  Loan  or to  increase  the  Appraised  Value  of  the  Mortgage  Property  when calculating  the  Loan-to-Value  Ratios for  purposes of the  Agreement  and,  if the  Buydown  Funds were provided by the Seller and if required  under  Fannie Mae and FHLMC  guidelines,  the terms of the Buydown
Agreement  were disclosed to the appraiser of the Mortgaged  Property;  (iii) The Buydown Funds may not be
refunded to the Mortgagor  unless the Mortgagor makes a principal  payment for the outstanding  balance of the  Mortgage  Loan;  (iv) As of the date of  origination  of the Mortgage  Loan,  the  provisions  of the related  Buydown  Agreement  complied  with the  requirements  of Fannie Mae and FHLMC  regarding  buydown agreements.

         (z) The  Mortgagor is not in  bankruptcy  and, the Mortgagor is not insolvent and the Company has no knowledge of any  circumstances  or conditions  with respect to the Mortgage,  the Mortgaged  Property, the Mortgagor or the Mortgagor's  credit standing that could  reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment,  cause the Mortgage Loan to become delinquent,  or materially adversely affect the value or marketability of the Mortgage Loan;

         (aa)  Principal  payments on the Mortgage  Loan,  other than the  Interest  Only  Mortgage  Loan, shall  commence  (with  respect to any newly  originated  Mortgage  Loans) or commenced no more than sixty
(60) days after the proceeds of the Mortgage  Loan were  disbursed.  The Mortgage  Loan bears  interest at the Mortgage  Interest  Rate.  With respect to each  Mortgage  Loan,  the Mortgage  Note is payable on the first day of each month in Monthly  Payments,  which,  (A) in the case of a fixed rate Mortgage  Loan, are sufficient  to fully  amortize the original  principal  balance over the original  term thereof and to pay interest at the related  Mortgage  Interest  Rate,  (B) in the case of an adjustable  rate Mortgage  Loan, other than the Interest Only Mortgage  Loan,  are changed on each  Adjustment  Date,  and in any case, are sufficient  to fully  amortize the original  principal  balance over the original  term thereof and to pay interest at the  related  Mortgage  Interest  Rate and (C) in the case of a Balloon  Loan,  are based on a fifteen (15) or thirty (30) year amortization  schedule,  as set forth in the related Mortgage Note, and a final monthly  payment  substantially  greater than the preceding  monthly  payment which is sufficient to amortize the remaining  principal  balance of the Balloon Loan and to pay interest at the related Mortgage
Interest  Rate.  The  Index  for  each  Adjustable  Rate  Mortgage  Loan  is as  defined  in  the  related
Confirmation  and the Mortgage Loan  Schedule.  The Mortgage Note does not permit  negative  amortization, unless  otherwise  noted  on the  related  Mortgage  Loan  Schedule.  No  Mortgage  Loan is a  convertible
Mortgage Loan;  (D) in the case of an Interest Only Mortgage  Loan, the monthly  payments on each Interest
Only  Mortgage  Loan  during the  related  interest  only  period is equal to the  product of the  related
Mortgage  Interest  Rate and the  principal  balance of such  Mortgage Loan on the first day of each month and after such  interest  only  period,  except  with  respect to  Interest  Only  Mortgage  Loan that are adjustable rate Mortgage Loans,  such Mortgage Loan is payable in equal monthly  installments of principal and interest;

         (bb)  If  such  Mortgage  Loan  is a  Co-op  Loan,  the  security  instruments  create  a  valid, enforceable and subsisting first priority  security  interest in the related  cooperative  shares securing the  related  cooperative  note,  subject  only to (x) the  lien of the  related  cooperative  for  unpaid assessments  representing  the  Mortgagor's  pro rata share of payments  for a blanket  mortgage,  if any, current and future real property taxes,  insurance  premiums,  maintenance  fees and other  assessments to which like  collateral  is commonly  subject and (y) other  matters to which like  collateral  is commonly subject and which do not materially  interfere with the benefits of the security  intended to be provided;
provided,  however,  that the related proprietary lease for the cooperative  apartment may be subordinated or otherwise subject to the lien of a mortgage on the cooperative building;

         (cc)  (INTENTIONALLY LEFT BLANK)

         (dd)  (INTENTIONALLY LEFT BLANK)

         (ee)  (INTENTIONALLY LEFT BLANK)

         (ff)  (INTENTIONALLY LEFT BLANK)

         (gg) (INTENTIONALLY LEFT BLANK)

         (hh) In the event the Mortgage  Loan had an LTV at  origination  greater than 80.00%,  the excess of the  principal  balance  of the  Mortgage  Loan  over  75.0% of the  Appraised  Value of the  Mortgaged
Property  with  respect  to a  Refinanced  Mortgage  Loan,  or the  lesser of the  Appraised  Value or the purchase  price of the Mortgaged  Property with respect to a purchase  money  Mortgage Loan was insured as to payment defaults by a Primary  Mortgage  Insurance  Policy issued by a Qualified  Insurer.  No Mortgage
Loan has an LTV over 95%. All  provisions  of such  Primary  Mortgage  Insurance  Policy have been and are being complied with,  such policy is in full force and effect,  and all premiums due thereunder  have been paid. No Mortgage Loan  requires  payment of such  premiums,  in whole or in part,  by the  Purchaser.  No action,  inaction,  or event has  occurred  and no state of facts  exists  that has, or will result in the exclusion  from,  denial of, or defense to  coverage.  Any  Mortgage  Loan  subject to a Primary  Mortgage
Insurance Policy obligates the Mortgagor  thereunder to maintain the Primary  Mortgage  Insurance  Policy, subject to state and federal law, and to pay all premiums and charges in connection  therewith.  No action has been taken or failed to be taken,  on or prior to the Closing  Date which has  resulted or will result in an  exclusion  from,  denial of, or defense to coverage  under any Primary  Mortgage  Insurance  Policy
(including,  without  limitation,  any  exclusions,  denials or  defenses  which would limit or reduce the availability  of the  timely  payment  of the full  amount of the loss  otherwise  due  thereunder  to the insured) whether arising out of actions,  representations,  errors, omissions, negligence, or fraud of the
Company or the  Mortgagor,  or for any other reason under such  coverage;  The mortgage  interest rate for the  Mortgage  Loan as set  forth on the  related  Mortgage  Loan  Schedule  is net of any such  insurance premium.  None of the Mortgage Loans are subject to "lender-paid" mortgage insurance;

         (ii)     The Assignment is in recordable  form and is acceptable for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

         (jj)     Unless specified on the related  Mortgage Loan Schedule,  none of the Mortgage Loans are secured by an interest in a leasehold  estate.  The Mortgaged  Property is located in the state identified in the related  Mortgage  Loan  Schedule and consists of a single  parcel of real property with a detached single  family  residence  erected  thereon,  or a  townhouse,  or a two-to  four-family  dwelling,  or an individual  condominium  unit  in  a  condominium  project,  or  an  individual  unit  in a  planned  unit development or a de minimis planned unit  development,  provided,  however,  that no residence or dwelling is a single parcel of real property with a manufactured home not affixed to a permanent  foundation,  or a mobile home. Any condominium  unit or planned unit  development  conforms with the Company's  underwriting guidelines.  As of the date of origination,  no portion of any Mortgaged  Property was used for commercial purposes,  and since the  Origination  Date, no portion of any  Mortgaged  Property has been, or currently is, used for commercial purposes;

         (kk)     Payments on the  Mortgage  Loan  commenced  no more than sixty (60) days after the funds were  disbursed in  connection  with the Mortgage  Loan.  The Mortgage Note is payable on the first day of each month in monthly  installments  of principal (if  applicable) and interest,  which  installments  are subject to change due to the  adjustments  to the Mortgage  Interest Rate on each  Adjustment  Date,  with interest  calculated  and  payable in  arrears.  Each of the  Mortgage  Loans will  amortize  fully by the stated  maturity  date,  over an  original  term of not  more  than  thirty  years  from  commencement  of amortization;

         (ll)     As of the  Closing  Date of the  Mortgage  Loan,  the  Mortgage  Property  was  lawfully occupied under  applicable  law, and all  inspections,  licenses and  certificates  required to be made or issued with respect to all occupied  portions of the  Mortgaged  Property and, with respect to the use and occupancy  of the same,  including  but not limited to  certificates  of occupancy  and fire  underwriting certificates, have been made or obtained from the appropriate authorities;

         (mm)     There is no pending action or proceeding  directly  involving the Mortgaged  Property in which compliance with any environmental  law, rule or regulation is an issue;  Company has no knowledge of any violation of any  environmental  law, rule or regulation with respect to the Mortgaged  Property;  and the  Company  has not  received  any notice of any  environmental  hazard on the  Mortgaged  Property  and nothing  further  remains  to be done to  satisfy  in full all  requirements  of each  such  law,  rule or regulation constituting a prerequisite to use and enjoyment of said property;

         (nn)     The  Mortgagor  has not notified  the  Company,  and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

         (oo)     No  Mortgage  Loan is a  construction  or  rehabilitation  Mortgage  Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

         (pp)     The Mortgagor for each Mortgage Loan is a natural person;

         (qq)     [Reserved];

         (rr)     With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated;

         (ss)     With respect to each  Mortgage  Loan either (i) the fair market  value of the  Mortgaged
Property  securing such Mortgage Loan was at least equal to 80 percent of the original  principal  balance of such  Mortgage  Loan at the time such  Mortgage  Loan was  originated  or (ii) (a) the Mortgage Loan is only secured by the Mortgage  Property and (b)  substantially  all of the proceeds of such  Mortgage  Loan were used to acquire or to improve or protect the Mortgage  Property.  For the  purposes of the  preceding sentence,  if the Mortgage Loan has been  significantly  modified other than as a result of a default or a reasonable  foreseeable  default,  the modified  Mortgage Loan will be viewed as having been originated on the date of the modification;

         (tt) The Mortgage  Loan was  originated  by a mortgagee  approved by the Secretary of Housing and
Urban  Development  pursuant  to  sections  203 and 211 of the  National  Housing  Act, a savings and loan association,  a savings bank, a commercial bank, credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state authority;

         (uu) None of the Mortgage  Loans are simple  interest  Mortgage  Loans and none of the  Mortgaged
Properties are timeshares;

     (vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.  With respect to each Mortgage Loan which has passed its initial Adjustment Date, Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage
     Note and Mortgage;

         (ww) Each  Mortgage  Note,  each  Mortgage,  each  Assignment  and any other  documents  required pursuant to this  Agreement  to be delivered to the  Purchaser or its  designee,  or its assignee for each
Mortgage  Loan,  have been,  on or before the related  Closing  Date,  delivered  to the  Purchaser or its designee, or its assignee;

         (xx)  There is no  Mortgage  Loan that was  originated  on or after  October  1, 2002 and  before
March 7, 2003, which is secured by property located in the State of Georgia;

         (yy) No proceeds  from any Mortgage Loan were used to finance  single  premium  credit  insurance policies;

                   (zz)    [Reserved];

         (aaa)    The  methodology  used in  underwriting  the  extension of credit for each Mortgage Loan employs objective  mathematical  principles which relate the borrower's income,  assets and liabilities to the  proposed  payment and such  underwriting  methodology  does not rely on the extent of the  borrower's equity in the  collateral as the principal  determining  factor in approving such credit  extension.  Such underwriting  methodology  confirmed that at the time of origination  (application/approval)  the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

         (bbb)    With respect to any Mortgage Loan that contains a provision  permitting  imposition of a premium upon a prepayment prior to maturity:  (i) prior to the loan's origination,  the borrower agreed to such premium in exchange for a monetary  benefit,  including  but not limited to a rate or fee  reduction,
(ii) prior to the loan's  origination,  the borrower  was offered the option of obtaining a mortgage  loan that did not  require  payment  of such a  premium,  (iii) the  prepayment  premium  is  disclosed  to the borrower in the loan  documents  pursuant to  applicable  state and federal law, and (iv)  notwithstanding any state or federal law to the contrary,  the Servicer  shall not impose such  prepayment  premium in any instance  when the mortgage  debt is  accelerated  as the result of the  borrower's  default in making the loan payments;

         (ccc)    No borrower was required to purchase  any credit  life,  disability,  accident or health insurance  product as a condition of obtaining  the  extension of credit.  No borrower  obtained a prepaid single-premium  credit  life,  disability,  accident or health  insurance  policy in  connection  with the origination  of the  Mortgage  Loan;  No proceeds  from any  Mortgage  Loan were used to  purchase  single premium  credit  insurance  policies as part of the  origination  of, or as a condition  to closing,  such
Mortgage Loan;

         (ddd)    [Reserved],

         (eee) Any  Mortgage  Loan with a Mortgaged  Property in the State of Illinois  complies  with the
Illinois Interest Act, if applicable;

         (fff) With  respect to any Mortgage  Loan  originated  on or after August 1, 2004 and  underlying the security,  neither the related  Mortgage nor the related Mortgage Note requires the borrower to submit to  arbitration  to resolve  any  dispute  arising  out of or  relating  in any way to the  mortgage  loan transaction;

         (ggg) No Mortgage  Loan is secured by Mortgaged  Property in the  Commonwealth  of  Massachusetts
with a loan  application  date on or after  November 7, 2004 that  refinances a mortgage loan that is less than sixty (60) months old,  unless such Mortgage Loan (1) is on an  investment  property,  (ii) meets the requirements  set forth in the Code of Massachusetts  Regulation  ("CMR"),  209 CMR 53.04(1)(b),  or (iii)
meets the requirements set forth in the 209 CMR 53.04(1)(c);

         (hhh)  For any Mortgage Loan with the related Mortgaged Property located in State of Texas which is a second lien and the interest rate is in excess of 10% and where terms of the Mortgage Note contain a provision for which the Mortgagor may be entitled to prepaid interest upon payoff, no
Mortgagor paid any administrative fees, points, or loan origination fees which would actually result in any prepaid interest being due the Mortgagor under the terms of the Mortgage Note;

         (iii)   The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the Anti-Money
Laundering Laws").  The Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws and has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for the purposes of the Anti-Money Laundering Laws.  The Company further represents that it takes reasonable efforts to determine whether any Mortgagor appears on any list of blocked or prohibited parties designated by the U.S. Department of Treasury; and

         (jjj)  If the Mortgage Loan is secured by a long-term residential lease, (1) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained) and the acquisition by the holder of the
Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection (2) the terms of such lease do not (a)
allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of a lease in the event of damage or destruction as long as the Mortgage is in existence or (c) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the
Mortgaged Property (3) the original term of such lease is not less than 15 years (4) the term of such lease does not terminate earlier than 5 years after the maturity date of the Note and (5) the Mortgaged
Property is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely-accepted practice.

         Section 3.03      Repurchase; Substitution.

         It is understood  and agreed that the  representations  and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage  Loans and delivery of the Mortgage Loan  Documents to the
Purchaser,  or its  designee,  and  shall  inure to the  benefit  of the  Purchaser,  notwithstanding  any restrictive  or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of examination,  of any Mortgage  File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing  representations  and warranties which materially and adversely  affects the value of the Mortgage  Loans or the interest of the  Purchaser in any Mortgage  Loan,  the party  discovering  such breach  shall give  prompt  written  notice to the other.  The  Company  shall have a period of sixty (60)
days from the  earlier of its  discovery  or its  receipt  of notice of any such  breach  within  which to correct or cure such  breach.  The  Company  hereby  covenants  and agrees  that if any such breach is not corrected or cured within such sixty day period,  the Company  shall,  at the  Purchaser's  option and not later than ninety (90) days of its  discovery  or its receipt of notice of such  breach,  repurchase  such
Mortgage Loan at the  Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser's  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall  involve any  representation  or warranty set forth in Section 3.01, and such breach is not cured within sixty (60)
days of the earlier of either  discovery  by or notice to the Company of such breach,  all Mortgage  Loans shall,  at the option of the Purchaser,  be repurchased by the Company at the Repurchase  Price.  Any such repurchase  shall be  accomplished  by wire transfer of  immediately  available  funds to Purchaser in the amount of the Repurchase Price.

         If the Company is required to repurchase  any Mortgage  Loan  pursuant to this Section 3.03,  the
Company may, with the Purchaser's  prior consent and at Purchaser's  sole option,  within ninety (90) days from the related  Closing Date,  remove such defective  Mortgage Loan from the terms of this Agreement and substitute  another  mortgage  loan  for  such  defective  Mortgage  Loan,  in lieu of  repurchasing  such defective  Mortgage  Loan.  Any  substitute  Mortgage  Loan is subject  to  Purchaser  acceptability.  Any substituted  Loans will comply with the  representations  and warranties set forth in this Agreement as of the substitution date

         The Company  shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal  of the removed  Mortgage  Loan  from  this  Agreement  and the  substitution  of such  substitute  Mortgage  Loan therefor.  Upon such  amendment,  the Purchaser shall review the Mortgage File delivered to it relating to the substitute  Mortgage  Loan. In the event of such a  substitution,  accrued  interest on the substitute
Mortgage Loan for the month in which the  substitution  occurs and any Principal  Prepayments made thereon during  such month shall be the  property of the  Purchaser  and  accrued  interest  for such month on the
Mortgage Loan for which the  substitution is made and any Principal  Prepayments  made thereon during such month shall be the property of the Company.  The  principal  payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the  Mortgage  Loan for which the  substitution  is made due on such date shall be the  property of the
Purchaser.

         For any month in which the Company is permitted to  substitute  one or more  substitute  Mortgage
Loans,  the Company will  determine the amount (if any) by which the aggregate  Stated  Principal  Balance
(after  application of the principal  portion of all scheduled  payments due in the month of substitution)
of all the  substitute  Mortgage  Loans in the month of  substitution  is less then the  aggregate  Stated
Principal  Balance (after  application of the principal  portion of the scheduled payment due in the month of  substitution)  of the  such  replaced  Mortgage  Loan.  An  amount  equal  to the  aggregate  of  such deficiencies  described in the  preceding  sentence for any  Remittance  Date shall be deposited  into the
Custodial  Account by the Company on the related  Determination  Date in the month  following the calendar month during which the substitution occurred.

         It is  understood  and agreed that the  obligation  of the Company set forth in this Section 3.03 to cure,  repurchase or substitute for a defective  Mortgage Loan, and to indemnify  Purchaser pursuant to
Section  8.01,  constitute  the sole  remedies  of the  Purchaser  respecting  a breach  of the  foregoing representations  and  warranties.  If the  Company  fails to  repurchase  or  substitute  for a  defective
Mortgage  Loan in  accordance  with this  Section  3.03,  or fails to cure a  defective  Mortgage  Loan to
Purchaser's  reasonable  satisfaction  in accordance  with this Section  3.03,  or to indemnify  Purchaser pursuant to Section 8.01,  that failure  shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this  Agreement as a result  thereof.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this  Agreement for cause,  as set forth in Sections
10.01 and 11.01.

         Any  cause of  action  against  the  Company  relating  to or  arising  out of the  breach of any representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon
(i) the  earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the
Company,  (ii) failure by the Company to cure such breach or  repurchase  such  Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         In the event that any Mortgage Loan is held by a REMIC,  notwithstanding  any contrary  provision of this  Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant to Subsection 3.03 shall be made after the applicable  REMIC's "start up day" (as  defined in Section  860G(a) (9) of the Code),  unless the Company has  obtained an Opinion of
Counsel  to the  effect  that  such  substitution  will  not (i)  result  in the  imposition  of  taxes on
"prohibited  transactions"  of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

         If pursuant to the foregoing  provisions  the Company  repurchases a Mortgage Loan that is a MERS
Mortgage  Loan,  the  Company  shall  either (a) cause MERS to execute and  deliver an  assignment  of the
Mortgage  in  recordable  form to  transfer  the  Mortgage  from MERS to the  Company and shall cause such
Mortgage  to be  removed  from  registration  on the  MERS®  System in  accordance  with  MERS'  rules and regulations  or (b) cause MERS to designate on the MERS®  System the Company as the  beneficial  holder of such Mortgage Loan.

         Section 3.04      Representations and Warranties of the Purchaser.

         The  Purchaser  represents,  warrants  and  convenants  to the  Company  that,  as of the related
Closing Date or as of such date specifically provided herein:

         (a)      The Purchaser is a corporation,  dully organized  validly  existing and in good standing under the laws of the State of Delaware  and is qualified  to transact  business  in, is in good  standing under the laws of, and  possesses  all licenses  necessary  for the conduct of its business in, each state in which any Mortgaged  Property is located or is otherwise  except or not required  under  applicable law to effect such qualification or license;

         (b)      The  Purchaser  has full power and  authority to hold each  Mortgage  Loan,  to purchase each  Mortgage  Loan  pursuant to this  Agreement  and the related Term Sheet and to execute,  deliver and perform,  and to enter  into and  consummate  all  transactions  contemplated  by this  Agreement  and the related  Term  Sheet  and to  conduct  its  business  as  presently  conducted,  has duly  authorized  the execution,  delivery and  performance of this Agreement and the related Term Sheet,  has duly executed and delivered this Agreement and the related Term Sheet;

         (c)      None of the  execution and delivery of this  Agreement  and the related Term Sheet,  the purchase  of the  Mortgage  Loans,  the  consummation  of the  transactions  contemplated  hereby,  or the fulfillment  of or compliance  with the terms and  conditions of this Agreement and the related Term Sheet will conflict with any of the terms,  conditions  or provisions of the  Purchaser's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or provisions of any legal  restriction  or any  agreement or  instrument to which the Purchaser is now a party or by which it is bound,  or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule,  regulation,  order, judgment or decree to which the Purchaser or its property is subject;

         (d)      There is no litigation pending or to the best of the Purchaser's  knowledge,  threatened with  respect  to the  Purchaser  which is  reasonably  likely to have a  material  adverse  effect on the purchase of the related Mortgage Loans, the execution,  delivery or  enforceability  of this Agreement and the related Term Sheet, or which is reasonably  likely to have a material  adverse effect on the financial condition of the Purchaser;

         (e)      No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the  Purchaser of or compliance by the
Purchaser  with this  Agreement  and the related Term Sheet,  the  purchase of the  Mortgage  Loans or the consummation  of the  transactions  contemplated  by this  Agreement and the related Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

         (f)      The  consummation  of the  transactions  contemplated  by this Agreement and the related
Term Sheet is in the ordinary course of business of the Purchaser;

         (h)      The  Purchaser  will treat the  purchase  of the  Mortgage  Loans from the  Company as a purchase for reporting, tax and accounting purposes; and

         (i)      The Purchaser  does not believe,  nor does it have any cause or reason to believe,  that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

         The Purchaser shall indemnify the Company and hold it harmless  against any claims,  proceedings, losses, damages,  penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs, judgments,  and other costs and expenses  resulting from a breach by the Purchaser of the  representations and  warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the
Purchaser set forth in this Section 3.04 to indemnify the Company as provided  herein  constitute the sole remedies of the Company respecting a breach of the foregoing representations and warranties.

                                                ARTICLE IV

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01      Company to Act as Servicer.

         The Company,  as independent  contract servicer,  shall service and administer the Mortgage Loans in accordance with this Agreement and the related Term Sheet and with Accepted  Servicing  Practices,  and shall  have full  power  and  authority,  acting  alone,  to do or cause to be done any and all  things in connection  with such servicing and  administration  which the Company may deem necessary or desirable and consistent  with the terms of this  Agreement  and the  related  Term  Sheet and with  Accepted  Servicing
Practices  and  exercise  the same care that it  customarily  employs for its own  account.  Except as set forth in this  Agreement  and the related Term Sheet,  the Company  shall  service the  Mortgage  Loans in strict  compliance  with the servicing  provisions of the Fannie Mae Guides  (special  servicing  option), which  include,  but are not limited to,  provisions  regarding the  liquidation  of Mortgage  Loans,  the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges, the maintenance of hazard  insurance with a Qualified  Insurer,  the  maintenance of mortgage  impairment  insurance,  the maintenance  of  fidelity  bond and  errors and  omissions  insurance,  inspections,  the  restoration  of
Mortgaged Property,  the maintenance of Primary Mortgage Insurance Policies,  insurance claims, the title, management  and  disposition  of REO  Property,  permitted  withdrawals  with  respect  to  REO  Property, liquidation reports,  and reports of foreclosures and abandonments of Mortgaged Property,  the transfer of
Mortgaged  Property,  the release of Mortgage  Files,  annual  statements,  and examination of records and facilities.  In the event of any  conflict,  inconsistency  or  discrepancy  between any of the  servicing provisions  of this  Agreement  and the  related  Term Sheet and any of the  servicing  provisions  of the
Fannie Mae Guides,  the  provisions  of this  Agreement  and the related  Term Sheet shall  control and be binding upon the Purchaser and the Company.

         Consistent  with the terms of this  Agreement and the related Term Sheet,  the Company may waive, modify or vary any term of any  Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any Mortgagor if in the Company's  reasonable and prudent  determination  such waiver,  modification,  postponement or indulgence is not materially  adverse to the Purchaser,  provided, however,  that unless the Company has obtained the prior  written  consent of the  Purchaser,  the Company shall not  permit any  modification  with  respect to any  Mortgage  Loan that would  change the  Mortgage
Interest  Rate,  defer for more than ninety days or forgive any payment of principal  or interest,  reduce or increase the  outstanding  principal  balance  (except for actual  payments of principal) or change the final  maturity date on such Mortgage  Loan. In the event of any such  modification  which has been agreed to in writing by the  Purchaser  and which  permits the deferral of interest or principal  payments on any
Mortgage Loan, the Company shall,  on the Business Day  immediately  preceding the Remittance  Date in any month in which any such  principal  or  interest  payment  has been  deferred,  deposit  in the  Custodial
Account from its own funds,  in accordance  with Section  4.04,  the  difference  between (a) such month's principal and one month's  interest at the Mortgage Loan Remittance Rate on the unpaid  principal  balance of such  Mortgage  Loan and (b) the  amount  paid by the  Mortgagor.  The  Company  shall be  entitled  to reimbursement  for such  advances to the same extent as for all other  advances  pursuant to Section 4.05.
Without  limiting the generality of the foregoing,  the Company shall continue,  and is hereby  authorized and empowered,  to prepare,  execute and deliver,  all instruments of satisfaction or cancellation,  or of partial or full release,  discharge  and all other  comparable  instruments,  with respect to the Mortgage
Loans and with respect to the Mortgaged Properties.  Notwithstanding  anything herein to the contrary, the
Company may not enter into a  forbearance  agreement or similar  arrangement  with respect to any Mortgage
Loan which term  exceeds 12 months in duration.  Any such  agreement  shall be approved by Purchaser  and, if required,  by the Primary Mortgage Insurance Policy insurer, if required.  Any other loss mitigation or workout  alternatives,  such as  short  sales or deeds in lieu of  foreclosure,  shall be  subject  to the approval of the Purchaser and the Primary Mortgage Insurance Policy insurer if applicable.

         Notwithstanding  anything  in this  Agreement  to the  contrary,  if any  Mortgage  Loan  becomes subject to a Pass-Through  Transfer,  the Company (a) with respect to such Mortgage Loan, shall not permit any modification  with respect to such Mortgage Loan that would change the Mortgage  Interest Rate and (b)
shall not (unless the  Mortgagor is in default with respect to such  Mortgage  Loan or such default is, in the  judgment  of the  Company,  reasonably  foreseeable)  make or  permit  any  modification,  waiver  or amendment of any term of such  Mortgage  Loan that would both (i) effect an exchange or reissuance of such
Mortgage Loan under Section 1001 of the Code (or Treasury  regulations  promulgated  thereunder)  and (ii)
cause any REMIC to fail to qualify as a REMIC under the Code or the  imposition of any tax on  "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

         Prior to taking  any  action  with  respect  to the  Mortgage  Loans  subject  to a  Pass-Through
Transfer,  which is not  contemplated  under the  terms of this  Agreement,  the  Company  will  obtain an
Opinion of Counsel  acceptable to the trustee in such  Pass-Through  Transfer with respect to whether such action could result in the  imposition  of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a
REMIC set forth in Section  860G(d) of the  Code)(either  such event,  an "Adverse REMIC Event"),  and the
Company  shall not take any such  actions  as to which it has been  advised  that an Adverse  REMIC  Event could occur.

         The  Company  shall not permit the  creation  of any  "interests"  (within the meaning of Section
860G of the Code) in any REMIC.  The Company  shall not enter into any  arrangement  by which a REMIC will receive a fee or other  compensation  for  services  nor permit a REMIC to receive  any income from assets other than "qualified  mortgages" as defined in Section 860G(a)(3) of the Code or "permitted  investments"
as defined in Section 860G(a)(5) of the Code.

         In servicing and  administering  the Mortgage Loans, the Company shall employ Accepted  Servicing
Practices,  giving due consideration to the Purchaser's  reliance on the Company.  Unless a different time period is stated in this  Agreement  or the related  Term Sheet,  Purchaser  shall be deemed to have given consent in connection with a particular matter if Purchaser does not  affirmatively  grant or deny consent within five (5) Business Days from the date Purchaser  receives a second  written  request for consent for such matter from Company as servicer.

         The Mortgage Loans may be  subserviced  by a Subservicer  on behalf of the Company  provided that the  Subservicer  is an entity that engages in the business of servicing  loans,  and in either case shall be authorized to transact  business,  and licensed to service mortgage loans, in the state or states where the  related  Mortgaged  Properties  it is to  service  are  situated,  if and to the extent  required  by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing
Agreement,  and in  either  case  shall  be a FHLMC or  Fannie  Mae  approved  mortgage  servicer  in good standing,  and no event has occurred,  including but not limited to a change in insurance coverage,  which would make it unable to comply with the  eligibility  requirements  for  lenders  imposed by Fannie Mae or for  seller/servicers  imposed by Fannie Mae or FHLMC,  or which would require  notification to Fannie Mae or FHLMC. In addition,  each Subservicer will obtain and preserve its  qualifications  to do business as a foreign  corporation  and its  licenses to service  mortgage  loans,  in each  jurisdiction  in which such qualifications  and/or  licenses are or shall be necessary to protect the validity and  enforceability  of this  Agreement,  or any of the Mortgage  Loans and to perform or cause to be  performed  its duties under the  related  Subservicing  Agreement.  The Company  may  perform  any of its  servicing  responsibilities hereunder or may cause the Subservicer to perform any such servicing  responsibilities  on its behalf, but the use by the  Company of the  Subservicer  shall not release  the  Company  from any of its  obligations hereunder  and  the  Company  shall  remain  responsible  hereunder  for all  acts  and  omissions  of the
Subservicer  as fully as if such acts and omissions  were those of the Company.  The Company shall pay all fees and expenses of the Subservicer  from its own funds, and the  Subservicer's  fee shall not exceed the
Servicing  Fee.  Company  shall  notify  Purchaser  promptly  in  writing  upon  the  appointment  of  any
Subservicer.

         At the cost and expense of the Company,  without any right of  reimbursement  from the  Custodial
Account,  the Company shall be entitled to terminate the rights and  responsibilities  of the  Subservicer and arrange for any  servicing  responsibilities  to be performed by a successor  subservicer  meeting the requirements  in the  preceding  paragraph,  provided,  however,  that nothing  contained  herein shall be deemed to prevent or prohibit the Company,  at the Company's option,  from electing to service the related
Mortgage Loans itself.  In the event that the Company's  responsibilities  and duties under this Agreement are terminated  pursuant to Section 4.13,  8.04, 9.01 or 10.01 and if requested to do so by the Purchaser, the  Company  shall  at its own  cost  and  expense  terminate  the  rights  and  responsibilities  of the
Subservicer  effective  as of the date of  termination  of the  Company.  The Company  shall pay all fees, expenses or penalties  necessary in order to terminate the rights and  responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

         Notwithstanding  any of the provisions of this Agreement  relating to agreements or  arrangements between the Company and the  Subservicer or any reference  herein to actions taken through the Subservicer or  otherwise,  the  Company  shall not be  relieved  of its  obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and  conditions  as if it alone were  servicing  and administering  the  Mortgage  Loans.  The Company  shall be entitled to enter into an  agreement  with the
Subservicer  for  indemnification  of the  Company  by the  Subservicer  and  nothing  contained  in  this
Agreement  shall be deemed to limit or modify such  indemnification.  The Company will  indemnify and hold
Purchaser  harmless  from any loss,  liability  or  expense  arising  out of its use of a  Subservicer  to perform any of its servicing duties, responsibilities and obligations hereunder.

         Any  Subservicing  Agreement  and any other  transactions  or services  relating to the  Mortgage
Loans involving the Subservicer  shall be deemed to be between the Subservicer and Company alone,  and the
Purchaser shall have no obligations,  duties or liabilities  with respect to the Subservicer  including no obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.  For purposes of distributions  and  advances by the Company  pursuant to this  Agreement,  the Company  shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

         The Company will  transmit  full-file  credit  reporting  data for each Mortgage Loan pursuant to the Fannie Mae Selling Guide and that for each Mortgage  Loan,  the Company  agrees it shall report one of the following  statuses each month as follows:  new origination,  current,  delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

Section 4.02      Collection of Mortgage Loan Payments.

         Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall,  to the extent such  procedures  shall be consistent with this Agreement,  Accepted  Servicing  Practices,  and the terms and provisions of any related Primary
Mortgage  Insurance  Policy,  follow such  collection  procedures  as it follows  with respect to mortgage loans  comparable  to the  Mortgage  Loans and held for its own  account.  Further,  the Company will take special care in  ascertaining  and  estimating  annual  escrow  payments,  and all other  charges that, as provided  in the  Mortgage,  will  become  due  and  payable,  so that  the  installments  payable  by the
Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 4.03      Realization Upon Defaulted Mortgage

         The Company shall use its best efforts,  consistent  with the  procedures  that the Company would use in servicing loans for its own account,  consistent  with Accepted  Servicing  Practices,  any Primary
Mortgage  Insurance  Policies  and the  best  interest  of  Purchaser,  to  foreclose  upon  or  otherwise comparably  convert the  ownership of  properties  securing  such of the  Mortgage  Loans as come into and continue  in  default  and as to  which  no  satisfactory  arrangements  can be  made  for  collection  of delinquent  payments  pursuant to Section  4.01.  . Loan shall be  demanded  within 90 days of default for
Mortgaged  Properties  for which no  satisfactory  arrangements  can be made for  collection of delinquent payments,  subject to state and federal law and regulation.  Foreclosure or comparable  proceedings  shall be  initiated  within one hundred  twenty  (120) days of default  for  Mortgaged  Properties  for which no satisfactory  arrangements  can be made for  collection  of  delinquent  payments,  subject  to state  and federal law and  regulation.  In the event any payment  due under any  Mortgage  Loan is not paid when the same  becomes  due and  payable,  or in the event the  Mortgagor  fails to perform  any other  covenant or obligation  under the Mortgage Loan and such failure  continues  beyond any applicable  grace period,  the
Company  will  proceed  diligently  to collect  all  payments  due and shall take such  action,  including commencing  foreclosure,  as it shall  reasonably  deem to be in the best  interests of the Purchaser in a manner  consistent  with Accepted  Servicing  Practices,  subject to state and federal law and regulation.
The Company  shall use its best efforts to realize upon  defaulted  Mortgage  Loans in such manner as will maximize  the receipt of  principal  and  interest by the  Purchaser,  taking  into  account,  among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions  that, in any case in which a Mortgaged  Property  shall have  suffered  damage,  the  Company  shall not be required to expend its own funds toward the  restoration of such property  unless it shall determine in its discretion
(i) that such  restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the
Purchaser  after  reimbursement  to  itself  for  such  expenses,  and (ii)  that  such  expenses  will be recoverable by the Company through Insurance  Proceeds or Liquidation  Proceeds from the related Mortgaged
Property,  as  contemplated  in Section  4.05.  Company  shall  obtain  prior  approval of Purchaser as to repair  or  restoration  expenses  in excess of ten  thousand  dollars  ($10,000).  The  Company  shall be responsible  for all costs and expenses  incurred by it in any such  proceedings  or functions;  provided, however,  that it shall be entitled to reimbursement  thereof from the related  property,  as contemplated in Section  4.05.  Notwithstanding  anything  to the  contrary  contained  herein,  in  connection  with a foreclosure  or  acceptance  of a deed in lieu of  foreclosure,  in the event the Company  has  reasonable cause to believe that a Mortgaged  Property is  contaminated  by hazardous or toxic  substances or wastes, or if the Purchaser  otherwise requests an environmental  inspection or review of such Mortgaged Property, such an  inspection  or review is to be conducted by a qualified  inspector  at the  Purchaser's  expense.
Upon  completion of the  inspection,  the Company  shall  promptly  provide the  Purchaser  with a written report  of the  environmental  inspection.  After  reviewing  the  environmental  inspection  report,  the
Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate  the Company as servicer of any Mortgage  Loan which  becomes  ninety
(90) days or  greater  delinquent  in payment  of a  scheduled  Monthly  Payment,  without  payment of any termination fee with respect thereto,  provided that the Company shall on the date said termination  takes effect be reimbursed for any  unreimbursed  advances of the Company's  funds made pursuant to Section 5.03 and any  unreimbursed  Servicing  Advances and  Servicing  Fees in each case relating to the Mortgage Loan underlying such  delinquent  Mortgage Loan  notwithstanding  anything to the contrary set forth in Section
4.05.  In the event of any such  termination,  the  provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing  responsibilities  with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

         In the event that a Mortgage  Loan  becomes  part of a REMIC,  and  becomes  REO  Property,  such property shall be disposed of by the Company,  with the consent of Purchaser as required  pursuant to this
Agreement,  before the close of the third  taxable year  following  the taxable year in which the Mortgage
Loan became an REO  Property,  unless the Company  provides to the trustee  under such REMIC an opinion of counsel to the effect that the holding of such REO Property  subsequent  to the close of the third taxable year  following  the taxable year in which the Mortgage  Loan became an REO  Property,  will not result in the  imposition  of taxes on  "prohibited  transactions"  as defined in Section 860F of the Code, or cause the  transaction  to fail to qualify as a REMIC at any time that  certificates  are  outstanding.  Company shall manage, conserve,  protect and operate each such REO Property for the certificateholders  solely for the purpose of its prompt  disposition  and sale in a manner which does not cause such property to fail to qualify as "foreclosure  property"  within the meaning of Section  860F(a)(2)(E)  of the Code, or any "net income from  foreclosure  property"  which is subject to taxation under the REMIC  provisions of the Code.
Pursuant  to its  efforts to sell such  property,  the  Company  shall  either  itself or through an agent selected by Company,  protect and  conserve  such  property in the same manner and to such an extent as is customary in the locality  where such  property is located.  Additionally,  Company  shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

         Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan  separate  and apart from any of its own funds and general  assets and shall  establish  and maintain one or more Custodial  Accounts.  The Custodial Account shall be an Eligible  Account.  Funds deposited in the  Custodial  Account,  which  shall be  deposited  within  24 hours of  receipt,  shall at all times be insured by the FDIC up to the FDIC  insurance  limits,  or must be invested in Permitted  Investments  for the benefit of the Purchaser.  Funds deposited in the Custodial  Account may be drawn on by the Company in accordance  with  Section  4.05.  The  creation of any  Custodial  Account  shall be evidenced by a letter agreement  in the form  shown in  Exhibit  B  hereto.  The  original  of such  letter  agreement  shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

         The Company  shall  deposit in the  Custodial  Account on a daily basis,  and retain  therein the following  payments and collections  received or made by it subsequent to the Cut-off Date, or received by it prior to the  Cut-off  Date but  allocable  to a period  subsequent  thereto,  other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

         (i)      all payments on account of principal,  including Principal Prepayments,  on the Mortgage
Loans;

         (ii) all payments on account of interest on the  Mortgage  Loans  adjusted to the  Mortgage  Loan
Remittance Rate;

         (iii) all Liquidation Proceeds;

         (iv) any amounts  required to be  deposited  by the Company in  connection  with any REO Property pursuant to Section  4.13 and in  connection  therewith,  the Company  shall  provide the  Purchaser  with written detail itemizing all of such amounts;

         (v) all  Insurance  Proceeds  including  amounts  required to be  deposited  pursuant to Sections
4.08,  4.10 and 4.11,  other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in  accordance  with Accepted  Servicing
Practices, the Mortgage Loan Documents or applicable law;

         (vi) all  Condemnation  Proceeds  affecting any Mortgaged  Property which are not released to the
Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

         (vii) any Monthly Advances;

         (viii)  with  respect to each full or  partial  Principal  Prepayment,  any  Prepayment  Interest
Shortfalls,  to the extent of the Company's  aggregate  Servicing Fee received with respect to the related
Prepayment Period;

         (ix) any amounts  required to be deposited by the Company  pursuant to Section 4.10 in connection with the deductible  clause in any blanket hazard  insurance  policy,  such deposit shall be made from the
Company's own funds, without reimbursement therefor; and

         (x) any amounts  required to be  deposited in the  Custodial  Account  pursuant to Section  4.01,
4.13 or 6.02.

                  The foregoing  requirements for deposit in the Custodial Account shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the  foregoing,  payments in the nature of late payment charges and assumption  fees, to the extent  permitted by Section 6.01, need not be deposited  by the  Company  in the  Custodial  Account.  Any  interest  paid  on  funds  deposited  in the
Custodial  Account by the  depository  institution  shall  accrue to the  benefit of the  Company  and the
Company shall be entitled to retain and withdraw such  interest  from the  Custodial  Account  pursuant to
Section  4.05 (iv).  The  Purchaser  shall not be  responsible  for any losses  suffered  with  respect to investment of funds in the Custodial Account.

         Section 4.05      Permitted Withdrawals From the Custodial Account.

         The Company  may,  from time to time,  withdraw  from the  Custodial  Account  for the  following purposes:

         (i)      to make  payments to the  Purchaser  in the amounts  and in the manner  provided  for in
Section 5.01;

         (ii) to reimburse itself for Monthly  Advances,  the Company's right to reimburse itself pursuant to this  subclause  (ii) being limited to amounts  received on the related  Mortgage Loan which  represent late  collections (net of the related  Servicing Fees) of principal  and/or interest  respecting which any such advance was made, it being  understood that, in the case of such  reimbursement,  the Company's right thereto  shall be prior to the rights of the  Purchaser,  except  that,  where the  Company is required to repurchase a Mortgage Loan,  pursuant to Section 3.03, the Company's right to such reimbursement  shall be subsequent  to the payment to the  Purchaser  of the  Repurchase  Price  pursuant to such  Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

         (iii) to reimburse itself for unreimbursed  Servicing  Advances and any unpaid Servicing  Fees(or
REO  administration  fees described in Section 4.13),  the Company's right to reimburse itself pursuant to this  subclause  (iii)  with  respect  to any  Mortgage  Loan  being  limited  to  related  proceeds  from
Liquidation  Proceeds,  Condemnation  Proceeds  and  Insurance  Proceeds in  accordance  with the relevant provisions of the Fannie Mae Guides or as otherwise  set forth in this  Agreement;  any recovery  shall be made upon liquidation of the REO Property;

         (iv)     to pay to  itself  as part of its  servicing  compensation  (a) any  interest  earned on funds in the Custodial  Account (all such interest to be withdrawn  monthly not later than each Remittance
Date),  and (b) the  Servicing  Fee from that  portion of any  payment or  recovery  as to  interest  with respect to a particular Mortgage Loan;

         (v)      to pay to itself with respect to each Mortgage Loan that has been  repurchased  pursuant to Section  3.03 all  amounts  received  thereon and not  distributed  as of the date on which the related repurchase price is determined,

         (vi)     to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

         (vii)    to remove funds inadvertently placed in the Custodial Account by the Company; and

         (vi)     to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible
Account.  Funds  deposited  in each  Escrow  Account  shall at all times be insured in a manner to provide maximum  insurance  under  the  insurance  limitations  of the  FDIC,  or must be  invested  in  Permitted
Investments.  Funds  deposited  in the Escrow  Account may be drawn on by the Company in  accordance  with
Section  4.07.  The creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The  original of such letter  agreement  shall be  furnished  to the  Purchaser on the
Closing Date, and upon request to any subsequent purchaser.

         The  Company  shall  deposit  in the Escrow  Account or  Accounts  on a daily  basis,  and retain therein:

         (i)      all Escrow  Payments  collected  on account of the  Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

         (ii)     all  Insurance  Proceeds  which are to be  applied to the  restoration  or repair of any
Mortgaged Property; and

         (iii)    all Servicing  Advances for Mortgagors  whose Escrow Payments are  insufficient to cover escrow disbursements.

                  The  Company  shall  make  withdrawals  from the  Escrow  Account  only to  effect  such payments as are required  under this  Agreement,  and for such other  purposes as shall be as set forth or in  accordance  with Section  4.07.  The Company  shall be entitled to retain any  interest  paid on funds deposited  in the Escrow  Account by the  depository  institution  other than  interest on escrowed  funds required by law to be paid to the  Mortgagor  and, to the extent  required by law,  the Company  shall pay interest  on escrowed  funds to the  Mortgagor  notwithstanding  that the Escrow  Account is  non-interest bearing or that interest  paid thereon is  insufficient  for such  purposes.  The  Purchaser  shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

         Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by Company only:

         (i)      to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  Primary
Mortgage  Insurance  Policy  premiums,  if applicable,  fire and hazard  insurance  premiums,  condominium assessments and comparable items;

         (ii)     to  reimburse  Company  for any  Servicing  Advance  made by Company  with  respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage Loan which  represent late payments or collections of Escrow Payments thereunder;

         (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

         (iv)     for transfer to the Custodial Account in accordance with the terms of this Agreement;

         (v)      for application to restoration or repair of the Mortgaged Property;

         (vi)     to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii) to clear and terminate the Escrow  Account on the  termination of this  Agreement.  As part of its servicing duties, the Company shall pay to the Mortgagors  interest on funds in Escrow Account,  to the extent  required by law,  and to the extent  that  interest  earned on funds in the Escrow  Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

         (viii) to pay to the  Mortgagors  or other  parties  Insurance  Proceeds  deposited in accordance with Section 4.06.

         Section 4.08      Payment of Taxes, Insurance and Other Charges;  Maintenance of Primary Mortgage
         Insurance Policies; Collections Thereunder.

         With respect to each Mortgage Loan, the Company shall maintain  accurate  records  reflecting the status of ground rents, taxes,  assessments,  water rates and other charges which are or may become a lien upon the  Mortgaged  Property and the status of primary  mortgage  insurance  premiums and fire and hazard insurance  coverage  and shall  obtain,  from time to time,  all bills for the  payment  of such  charges, including  renewal  premiums  and  shall  effect  payment  thereof  prior  to the  applicable  penalty  or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been  estimated and  accumulated by the Company in amounts  sufficient  for such  purposes,  as allowed  under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company shall determine  that any such  payments  are made by the  Mortgagor  at the time they  first  become  due.  The
Company  assumes full  responsibility  for the timely  payment of all such bills and shall  effect  timely payments of all such bills  irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         The Company will maintain in full force and effect Primary  Mortgage  Insurance  Policies  issued by a Qualified  Insurer with respect to each  Mortgage  Loan for which such  coverage is herein  required.
Such  coverage will be terminated  only with the approval of Purchaser,  or as required by applicable  law or regulation.  The Company will not cancel or refuse to renew any Primary  Mortgage  Insurance  Policy in effect  on the  Closing  Date  that  is  required  to be kept in  force  under  this  Agreement  unless  a replacement  Primary  Mortgage  Insurance  Policy for such canceled or nonrenewed  policy is obtained from and  maintained  with a Qualified  Insurer.  The Company  shall not take any action  which would result in non-coverage  under any  applicable  Primary  Mortgage  Insurance  Policy of any loss  which,  but for the actions  of the  Company  would  have been  covered  thereunder.  In  connection  with any  assumption  or substitution  agreement  entered into or to be entered into  pursuant to Section  6.01,  the Company shall promptly  notify the  insurer  under the  related  Primary  Mortgage  Insurance  Policy,  if any,  of such assumption or  substitution  of liability in  accordance  with the terms of such policy and shall take all actions  which may be required by such insurer as a condition to the  continuation  of coverage  under the
Primary Mortgage  Insurance  Policy.  If such Primary Mortgage  Insurance Policy is terminated as a result of such assumption or substitution of liability,  the Company shall obtain a replacement  Primary Mortgage
Insurance Policy as provided above.

         In connection  with its  activities as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the Purchaser,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely  fashion in  accordance  with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such  action  as shall be  necessary  to  permit  recovery  under  any  Primary  Mortgage
Insurance Policy  respecting a defaulted  Mortgage Loan.  Pursuant to Section 4.04, any amounts  collected by the Company under any Primary Mortgage  Insurance  Policy shall be deposited in the Custodial  Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09      Transfer of Accounts.

         The Company may  transfer the  Custodial  Account or the Escrow  Account to a different  Eligible
Account from time to time.  Such transfer shall be made only upon  obtaining the prior written  consent of the Purchaser, which consent will not be unreasonably withheld.

         Section 4.10      Maintenance of Hazard Insurance.

         The Company shall cause to be maintained  for each Mortgage Loan fire and hazard  insurance  with extended  coverage as is  acceptable  to Fannie Mae or FHLMC and customary in the area where the Mortgaged
Property is located in an amount  which is equal to the lesser of (i) the maximum  insurable  value of the improvements  securing such Mortgage Loan or (ii) the greater of (a) the outstanding  principal balance of the Mortgage  Loan,  and (b) an amount such that the proceeds  thereof  shall be sufficient to prevent the
Mortgagor  and/or the mortgagee from becoming a co-insurer.  If required by the Flood Disaster  Protection
Act of 1973,  as amended,  each  Mortgage Loan shall be covered by a flood  insurance  policy  meeting the requirements  of the  current  guidelines  of the  Federal  Insurance  Administration  in  effect  with an insurance  carrier  acceptable to Fannie Mae or FHLMC,  in an amount  representing  coverage not less than the least of (i) the  outstanding  principal  balance of the  Mortgage  Loan,  (ii) the maximum  insurable value of the  improvements  securing such Mortgage Loan or (iii) the maximum amount of insurance  which is available  under the Flood  Disaster  Protection  Act of 1973, as amended.  If at any time during the term of the Mortgage  Loan,  the Company  determines  in  accordance  with  applicable  law and pursuant to the
Fannie Mae Guides that a Mortgaged  Property is located in a special  flood hazard area and is not covered by flood  insurance  or is  covered  in an amount  less than the  amount  required  by the Flood  Disaster
Protection  Act of 1973,  as amended,  the Company shall notify the related  Mortgagor  that the Mortgagor must obtain such flood  insurance  coverage,  and if said  Mortgagor  fails to obtain the  required  flood insurance  coverage within  forty-five (45) days after such  notification,  the Company shall  immediately force place the required flood  insurance on the  Mortgagor's  behalf.  The Company shall also maintain on each REO Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum insurable value of the improvements  which are a part of such property,  and, to the extent required and available  under the Flood Disaster  Protection Act of 1973, as amended,  flood  insurance in an amount as provided  above.  Any amounts  collected by the Company  under any such  policies  other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged
Property or REO Property,  or released to the Mortgagor in accordance with Accepted  Servicing  Practices, shall be deposited  in the  Custodial  Account,  subject to  withdrawal  pursuant to Section  4.05.  It is understood  and  agreed  that no  other  additional  insurance  need be  required  by the  Company  of the
Mortgagor or  maintained  on property  acquired in respect of the Mortgage  Loan,  other than  pursuant to this Agreement,  the Fannie Mae Guides or such  applicable  state or federal laws and regulations as shall at any time be in force  and as shall  require  such  additional  insurance.  All such  policies  shall be endorsed  with  standard  mortgagee  clauses  with loss payable to the Company and its  successors  and/or assigns and shall provide for at least thirty days prior  written  notice of any  cancellation,  reduction in the amount or material  change in coverage to the Company.  The Company  shall not  interfere  with the
Mortgagor's  freedom of choice in selecting  either his  insurance  carrier or agent,  provided,  however, that the  Company  shall not accept any such  insurance  policies  from  insurance  companies  unless such companies are Qualified Insurers.

         Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Company  shall  obtain and maintain a blanket  policy  issued by an insurer acceptable to Fannie Mae or FHLMC insuring  against hazard losses on all of the Mortgage  Loans,  then, to the extent such policy  provides  coverage in an amount equal to the amount  required  pursuant to Section
4.10 and otherwise  complies with all other  requirements of Section 4.10, it shall conclusively be deemed to have satisfied its  obligations as set forth in Section 4.10, it being  understood and agreed that such policy may contain a deductible  clause,  in which case the Company  shall,  in the event that there shall not have been  maintained  on the related  Mortgaged  Property  or REO  Property a policy  complying  with
Section  4.10,  and there shall have been a loss which would have been covered by such policy,  deposit in the  Custodial  Account  the  amount  not  otherwise  payable  under the  blanket  policy  because of such deductible  clause.  In  connection  with its  activities as servicer of the Mortgage  Loans,  the Company agrees to prepare and present,  on behalf of the  Purchaser,  claims  under any such  blanket  policy in a timely fashion in accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company shall cause to be delivered to the  Purchaser a certified  true copy of such policy and shall use its best efforts  to  obtain  a  statement  from the  insurer  thereunder  that  such  policy  shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

         Section 4.12      Fidelity Bond, Errors and Omissions Insurance.

         The  Company  shall  maintain,  at its own  expense,  a blanket  fidelity  bond and an errors and omissions insurance policy, with broad coverage with responsible  companies on all officers,  employees or other persons  acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and  papers  relating  to the  Mortgage  Loan.  The  Fidelity  Bond  shall be in the form of the  Mortgage
Banker's Blanket Bond and shall protect and insure the Company against losses,  including forgery,  theft, embezzlement  and fraud of such persons.  The errors and omissions  insurance shall protect and insure the
Company  against  losses  arising out of errors and  omissions and  negligent  acts of such persons.  Such errors and  omissions  insurance  shall also protect and insure the Company  against  losses in connection with the failure to maintain any insurance  policies  required  pursuant to this Agreement and the release or  satisfaction of a Mortgage Loan without having obtained  payment in full of the  indebtedness  secured thereby.  No  provision  of this  Section  4.12  requiring  the  Fidelity  Bond or  errors  and  omissions insurance  shall  diminish  or relieve the Company  from its duties and  obligations  as set forth in this
Agreement.  The minimum  coverage under any such bond and insurance  policy shall be at least equal to the corresponding  amounts  required by Fannie Mae in the Fannie Mae Guides.  Upon  request by the  Purchaser, the  Company  shall  deliver to the  Purchaser  a  certificate  from the surety and the  insurer as to the existence  of the Fidelity  Bond and errors and  omissions  insurance  policy and shall obtain a statement from the  surety  and the  insurer  that  such  Fidelity  Bond or  insurance  policy  shall in no event be terminated or materially  modified  without thirty (30) days' prior written  notice to the Purchaser.  The
Company shall notify the  Purchaser  within five (5) business days of receipt of notice that such Fidelity
Bond or insurance policy will be, or has been,  materially  modified or terminated.  The Purchaser (or any party  having the status of  Purchaser  hereunder)  and any  subsidiary  thereof and their  successors  or assigns  as  their  interests  may  appear  must be  named  as loss  payees  on the  Fidelity  Bond and as additional  insured on the errors and omissions policy.  Upon request by Purchaser,  Company shall provide
Purchaser with an insurance  certificate  certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

         Section 4.13      Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged  Property is acquired in  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate  of sale  shall be  taken in the name of the  Purchaser  or its designee,  or in the event the  Purchaser or its designee is not  authorized or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected  under the
"doing  business" or tax laws of such state by so holding title,  the deed or certificate of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company  from an attorney  duly  licensed  to practice  law in the state where the REO  Property is located.  Any Person or Persons holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The  Company  shall  notify  the  Purchaser  in  accordance  with the  Fannie  Mae Guides of each acquisition  of REO  Property  upon such  acquisition  (and,  in any event,  shall  provide  notice of the consummation  of any foreclosure  sale within three (3) Business Days of the date Company  receives notice of such  consummation),  together  with a copy of the drive by appraisal or brokers  price  opinion of the
Mortgaged   Property   obtained  in  connection  with  such   acquisition,   and  thereafter   assume  the
responsibility  for  marketing  such  REO  property  in  accordance  with  Accepted  Servicing  Practices.
Thereafter,  the  Company  shall  continue to provide  certain  administrative  services to the  Purchaser relating to such REO Property as set forth in this  Section  4.13.  The Company  shall,  either  itself or through an agent selected by the Company,  and in accordance with the Fannie Mae Guides manage,  conserve, protect  and operate  each REO  Property in the same  manner  that it  manages,  conserves,  protects  and operates other  foreclosed  property for its own account,  and in the same manner that similar property in the same  locality  as the REO  Property  is managed.  The  Company  shall  cause each REO  Property to be inspected  promptly  upon the  acquisition  of title  thereto  and shall  cause  each REO  Property  to be inspected at least monthly  thereafter or more  frequently as required by the  circumstances.  The Company shall make or cause to be made a written  report of each such  inspection.  Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser upon request.

         The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall  sell such REO  Property  in any  event  within  one year  after  title  has been  taken to such REO
Property,  unless  the  Company  determines,  and gives an  appropriate  notice to the  Purchaser  to such effect,  that a longer period is necessary for the orderly  liquidation of such REO Property.  If a longer period than one (1) year is  permitted  under the  foregoing  sentence  and is  necessary  to sell any REO
Property,  the Company  shall report  monthly to the  Purchaser  as to the progress  being made in selling such REO  Property.  No REO Property  shall be marketed  for less than the  Appraised  Value,  without the prior consent of Purchaser.  No REO Property  shall be sold for less than ninety five percent (95%) of its
Appraised  Value,  without the prior consent of  Purchaser.  All requests for  reimbursement  of Servicing
Advances  shall be in accordance  with the Fannie Mae Guides.  The  disposition  of REO Property  shall be carried out by the Company at such price,  and upon such terms and conditions,  as the Company deems to be in the best  interests of the  Purchaser  (subject to the above  conditions)  only with the prior  written consent of the Purchaser.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate the Company as servicer of any such REO Property  without  payment of any termination  fee with respect  thereto,  provided that the Company shall on the date said  termination takes effect be reimbursed for any  unreimbursed  advances of the Company's funds made pursuant to Section
5.03 and any  unreimbursed  Servicing  Advances and  Servicing  Fees in each case relating to the Mortgage
Loan  underlying  such REO Property  notwithstanding  anything to the contrary set forth in Section  4.05.
In the  event of any such  termination,  the  provisions  of  Section  11.01  hereof  shall  apply to said termination  and the  transfer of  servicing  responsibilities  with  respect to such REO  Property to the
Purchaser or its designee.  Within five  Business  Days of any such  termination,  the Company  shall,  if necessary  convey  such  property to the  Purchaser  and shall  further  provide  the  Purchaser  with the following  information  regarding  the subject REO  Property:  the related  drive by  appraisal or brokers price  opinion,  and copies of any related  Mortgage  Impairment  Insurance  Policy  claims.  In addition, within five  Business  Days,  the Company  shall  provide the  Purchaser  with the  following  information regarding  the  subject  REO  Property:  the  related  trustee's  deed upon sale and copies of any related hazard insurance claims, or repair bids.

         Section 4.14      Notification of Maturity Date.

          With respect to each Mortgage  Loan,  the Company shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and
Mortgage regarding the maturity date if required under applicable law.

                                                ARTICLE V

                                        PAYMENTS TO THE PURCHASER

         Section 5.01      Distributions.

         On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser (i) all amounts  credited to the Custodial  Account as of the close of business on the preceding  Determination  Date,  net of charges  against or  withdrawals  from the  Custodial  Account pursuant to Section  4.05,  plus (ii) all Monthly  Advances,  if any,  which the Company is  obligated  to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan  Remittance  Rate on any
Principal  Prepayment  from the date of such Principal  Prepayment  through the end of the month for which disbursement  is made  provided that the  Company's  obligation  as to payment of such  interest  shall be limited  to the  Servicing  Fee  earned  during  the month of the  distribution,  minus  (iv) any  amounts attributable  to Monthly  Payments  collected  but due on a Due Date or Dates  subsequent to the preceding
Determination  Date,  which  amounts  shall be remitted on the  Remittance  Date next  succeeding  the Due
Period for such amounts.  It is  understood  that,  by operation of Section  4.04,  the  remittance on the first  Remittance Date with respect to Mortgage Loans  purchased  pursuant to the related Term Sheet is to include  principal  collected  after the  Cut-off  Date  through  the  preceding  Determination  Date plus interest,  adjusted to the  Mortgage  Loan  Remittance  Rate  collected  through such  Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

         With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the  Purchaser  interest on any such late  payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change,  plus three (3)  percentage  points,  but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the  Business  Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser,  both  inclusive.  The payment by the Company of any such interest shall not be deemed an  extension  of time for  payment or a waiver of any Event of Default by the  Company.  On each Remittance  Date, the Company shall provide a remittance  report detailing all amounts being remitted pursuant to this Section 5.01.

         Section 5.02      Statements to the Purchaser.

         The Company shall  furnish to Purchaser an  individual  loan  accounting  report,  as of the last
Business  Day of each month,  in the  Company's  assigned  loan number  order to  document  Mortgage  Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding individual  loan  accounting  report shall be received by the  Purchaser no later than the fifth  Business
Day of the  following  month on paper or a disk or tape or other  computer-readable  format in such format as may be mutually  agreed upon by both  Purchaser and Company,  and no later than the fifth  Business Day of the following month in hard copy, and shall contain the following:

         (i) With respect to each Monthly  Payment,  the amount of such remittance  allocable to principal
(including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment amounts remitted in accordance with Section 4.04);

         (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

         (iii)  the  amount  of  servicing   compensation   received  by  the  Company  during  the  prior
distribution period;

         (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

         (v) the  aggregate  of any  expenses  reimbursed  to the  Company  during the prior  distribution period pursuant to Section 4.05;

         (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a) delinquent
(1) 30 to 59 days,  (2) 60 to 89 days,  (3) 90 days or more;  (b) as to which  foreclosure  has commenced;
and (c) as to which REO Property has been acquired; and

         The Company  shall also  provide a trial  balance,  sorted in  Purchaser's  assigned  loan number order, in the form of Exhibit E hereto, with each such Report.

         The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions  contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the  Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Section 5.03      Monthly Advances by the Company.

         Not later than the close of business on the Business Day  preceding  each  Remittance  Date,  the
Company  shall deposit in the Custodial  Account an amount equal to all payments not  previously  advanced by the Company,  whether or not deferred  pursuant to Section  4.01,  of principal  (due after the Cut-off
Date) and interest not  allocable to the period prior to the Cut-off  Date,  adjusted to the Mortgage Loan
Remittance  Rate,  which  were due on a  Mortgage  Loan and  delinquent  at the close of  business  on the related Determination Date.

         The  Company's  obligation  to make such Monthly  Advances as to any Mortgage  Loan will continue through the last  Monthly  Payment due prior to the payment in full of the Mortgage  Loan,  or through the
Remittance  Date  prior  to the date on which  the  Mortgaged  Property  liquidates  (including  Insurance
Proceeds,  proceeds from the sale of REO Property or  Condemnation  Proceeds) with respect to the Mortgage
Loan  unless the Company  deems such  advance to be  nonrecoverable.  In such  event,  the  Company  shall deliver to the  Purchaser  an  Officer's  Certificate  of the Company to the effect that an officer of the
Company  has  reviewed  the  related  Mortgage  File and has made the  reasonable  determination  that any additional advances are nonrecoverable.

         Section 5.04      Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company  shall  submit to the  Purchaser a  liquidation report with respect to such  Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.
The Company  shall also  provide  reports on the status of REO Property  containing  such  information  as
Purchaser may reasonably require.

         Section 5.05      Prepayment Interest Shortfalls.

         Not later than the close of business on the Business Day preceding  each  Remittance  Date in the month  following the related  Prepayment  Period,  the Company  shall deposit in the Custodial  Account an amount equal to any Prepayment  Interest  Shortfalls with respect to such Prepayment Period,  which in the aggregate  shall not exceed the  Company's  aggregate  Servicing  Fee received with respect to the related
Due Period.

                                                ARTICLE VI

                                       GENERAL SERVICING PROCEDURES

         Section 6.01      Assumption Agreements.

         The Company will, to the extent it has knowledge of any conveyance or  prospective  conveyance by any  Mortgagor of the  Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether  or not the  Mortgagor  remains  or is to  remain  liable  under  the  Mortgage  Note  and/or  the
Mortgage),  exercise its rights to accelerate  the maturity of such Mortgage Loan under any  "due-on-sale"
clause to the extent  permitted by law;  provided,  however,  that the Company shall not exercise any such rights if  prohibited  by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights  would  impair or threaten to impair any  recovery  under the related  Primary  Mortgage  Insurance
Policy,  if any. If the Company  reasonably  believes it is unable  under  applicable  law to enforce such
"due-on-sale"  clause,  the Company,  with the approval of the  Purchaser,  will enter into an  assumption agreement  with  the  person  to whom the  Mortgaged  Property  has been  conveyed  or is  proposed  to be conveyed,  pursuant  to which such  person  becomes  liable  under the  Mortgage  Note and,  to the extent permitted by applicable  state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed pursuant to this  Section  6.01,  the Company,  with the prior  consent of the  Purchaser  and the primary mortgage  insurer,  if any, is authorized to enter into a  substitution  of liability  agreement  with the person to whom the Mortgaged  Property has been  conveyed or is proposed to be conveyed  pursuant to which the  original  mortgagor is released  from  liability  and such Person is  substituted  as  mortgagor  and becomes liable under the related  Mortgage Note. Any such  substitution  of liability  agreement  shall be in lieu of an assumption agreement.

         In connection with any such  assumption or  substitution  of liability,  the Company shall follow the  underwriting  practices and procedures of the Company.  With respect to an assumption or substitution of liability,  the Mortgage  Interest Rate borne by the related  Mortgage  Note, the amount of the Monthly
Payment and the maturity  date may not be changed  (except  pursuant to the terms of the  Mortgage  Note).
If the  credit  of the  proposed  transferee  does  not  meet  such  underwriting  criteria,  the  Company diligently  shall,  to the extent  permitted by the Mortgage or the Mortgage Note and by  applicable  law, accelerate  the maturity of the  Mortgage  Loan.  The Company  shall  notify the  Purchaser  that any such substitution  of liability or assumption  agreement has been  completed by forwarding to the Purchaser the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related Mortgage File and shall,  for all purposes,  be considered a part of such Mortgage File to the same extent as all other  documents and  instruments  constituting  a part thereof.  All fees collected by the Company for entering into an assumption or  substitution  of liability  agreement  shall belong to the
Company.

         Notwithstanding  the  foregoing  paragraphs  of  this  Section  or any  other  provision  of this
Agreement,  the  Company  shall not be  deemed to be in  default,  breach  or any other  violation  of its obligations  hereunder  by  reason  of any  assumption  of a  Mortgage  Loan  by  operation  of law or any assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term  "assumption"  is deemed to also include a sale of the Mortgaged
Property  subject to the Mortgage that is not  accompanied by an assumption or  substitution  of liability agreement.

         Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification that  payment  in full  will be  escrowed  in a manner  customary  for such  purposes,  the  Company  will immediately  notify the Purchaser by a  certification,  which  certification  shall include a statement to the effect  that all  amounts  received  or to be  received  in  connection  with such  payment  which are required  to be  deposited  in the  Custodial  Account  pursuant  to Section  4.04 have been or will be so deposited,  of a Servicing  Officer and shall  request  delivery to it of the portion of the Mortgage File held by the  Purchaser.  The  Purchaser  shall no later  than five  Business  Days  after  receipt of such certification  and request,  release or cause to be released to the  Company,  the related  Mortgage  Loan
Documents and, upon its receipt of such documents,  the Company shall promptly  prepare and deliver to the
Purchaser  the  requisite  satisfaction  or release.  No later than five (5) Business  Days  following its receipt of such  satisfaction or release,  the Purchaser shall deliver,  or cause to be delivered,  to the
Company the release or satisfaction  properly  executed by the owner of record of the applicable  mortgage or its duly  appointed  attorney  in fact.  No expense  incurred  in  connection  with any  instrument  of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the Company  satisfies or releases a Mortgage  without  having  obtained  payment in full of the  indebtedness  secured  by the  Mortgage  or  should  it  otherwise  prejudice  any  right the
Purchaser may have under the mortgage  instruments,  the Company,  upon written demand, shall remit within two (2) Business Days to the  Purchaser the then  outstanding  principal  balance of the related  Mortgage
Loan by deposit  thereof in the  Custodial  Account.  The Company  shall  maintain the  Fidelity  Bond and errors and omissions  insurance  insuring the Company  against any loss it may sustain with respect to any
Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as  appropriate  for the  servicing or  foreclosure  of the Mortgage  Loan, including  for the purpose of  collection  under any Primary  Mortgage  Insurance  Policy,  the  Purchaser
shall,  upon  request of the Company and  delivery to the  Purchaser  of a servicing  receipt  signed by a
Servicing  Officer,  release the portion of the Mortgage File held by the  Purchaser to the Company.  Such servicing  receipt shall  obligate the Company to return the related  Mortgage  documents to the Purchaser when the need therefor by the Company no longer exists,  unless the Mortgage Loan has been  liquidated and the  Liquidation  Proceeds  relating to the Mortgage Loan have been deposited in the Custodial  Account or the Mortgage  File or such  document has been  delivered to an attorney,  or to a public  trustee or other public  official  as required  by law,  for  purposes of  initiating  or  pursuing  legal  action or other proceedings for the foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the
Company has  delivered to the  Purchaser a certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document was delivered and the purpose or purposes of such  delivery.  Upon  receipt of a  certificate  of a  Servicing  Officer  stating  that such
Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

         Section 6.03      Servicing Compensation.

         As compensation  for its services  hereunder,  the Company shall be entitled to withdraw from the
Custodial Account (to the extent of interest  payments  collected on the Mortgage Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing
Fee, subject to payment of compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii).  Additional  servicing  compensation  in the form of  assumption  fees, as provided in Section 6.01,  and late payment  charges or otherwise  shall be retained by the Company to the extent not  required to be  deposited  in the  Custodial  Account.  No  Servicing  Fee shall be payable in connection with partial Monthly  Payments.  The Company shall be required to pay all expenses  incurred by it in  connection  with its  servicing  activities  hereunder  and shall not be entitled to  reimbursement therefor except as specifically provided for.

         Section 6.04      Annual Statement as to Compliance.

         The Company will deliver to the Purchaser  not later than  February 28th of each year,  beginning
March 15,  2006,  an executed  Officers'  Certificate  acceptable  to the  Purchaser  stating,  as to each signatory  thereof,  that (i) a review of the activities of the Company during the preceding calendar year and of performance  under this Agreement has been made under such officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review, the Company has fulfilled all of its obligations under this  Agreement  throughout  such year,  or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default  known to such officers and the nature and status of cure provisions  thereof.  Such  Officers'  Certificate  shall contain no  restrictions  or  limitations on its use.  Copies of such statement shall be provided by the Company to the Purchaser upon request.

         If the Company cannot deliver the related  Officers'  Certificate by March 15th of such year, the
Purchaser,  at its sole  option,  may permit a cure  period for the  Company  to  deliver  such  Officers'
Certificate, but in no event later than March 22nd of such year.

         Failure  of the  Company  to timely  comply  with this  Section  6.05 shall be deemed an Event of
Default,  automatically,  without  notice and without any cure period,  and Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to damages, including  injunctive  relief and specific  performance,  terminate all the rights and  obligations of the
Company  under  this  Agreement  and in and to  the  Mortgage  Loans  and  the  proceeds  thereof  without compensating  the  Company  for the  same,  as  provided  in  Section  9.01.  Such  termination  shall  be considered  with cause pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supercede any other provision in this Agreement or any other agreement to the contrary.

         Section 6.05      Annual Independent Certified Public Accountants' Servicing Report.

         The  Company,  at its  expense  and not later than March 15th of each year,  beginning  March 15,
2006, shall cause a firm of independent  public  accountants  which is a member of the American  Institute of Certified  Public  Accountants  to furnish a statement to the Purchaser  acceptable to the Purchaser to the effect that such firm has examined certain  documents and records relating to the Company's  servicing of mortgage loans of the same type as the Mortgage Loans  pursuant to servicing  agreements  substantially similar to this Agreement,  which  agreements may include this  Agreement,  and that, on the basis of such an examination,  conducted  substantially in the uniform single audit program for mortgage  bankers,  such firm is of the opinion that the Company's  servicing has been conducted in compliance  with the agreements examined  pursuant to this Section 6.05,  except for (i) such  exceptions as such firm shall believe to be immaterial,  and (ii) such  other  exceptions  as shall be set  forth in such  statement.  Such  statement shall contain no  restrictions  or limitations on its use.  Copies of such statement  shall be provided by the Company to the  Purchaser.  In addition,  on an annual basis,  Company shall  provide  Purchaser  with copies of its audited financial statements.

         Failure  of the  Company  to timely  comply  with this  Section  6.05 shall be deemed an Event of
Default,  automatically,  without  notice and without any cure period,  and Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to damages, including  injunctive  relief and specific  performance,  terminate all the rights and  obligations of the
Company  under  this  Agreement  and in and to  the  Mortgage  Loans  and  the  proceeds  thereof  without compensating  the  Company  for the  same,  as  provided  in  Section  9.01.  Such  termination  shall  be considered  with cause pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supercede any other provision in this Agreement or any other agreement to the contrary.

         Section 6.06      Purchaser's Right to Examine Company Records.

         The Purchaser  shall have the right to examine and audit upon  reasonable  notice to the Company, during business hours or at such other times as might be reasonable  under applicable  circumstances,  any and all of the books,  records,  documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise,  which relates to the  performance or observance by the Company of the terms, covenants or conditions of this Agreement.

         The Company shall provide to the Purchaser and any supervisory  agents or examiners  representing a state or federal  governmental agency having jurisdiction over the Purchaser,  including but not limited to OTS, FDIC and other similar entities,  access to any documentation  regarding the Mortgage Loans in the possession  of the Company  which may be  required by any  applicable  regulations.  Such access  shall be afforded without charge, upon reasonable  request,  during normal business hours and at the offices of the
Company, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

                                               ARTICLE VII

                                    REPORTS TO BE PREPARED BY SERVICER

         Section 7.01      Company Shall Provide Information as Reasonably Required.

         The Company shall  furnish to the Purchaser  during the term of this  Agreement,  such  periodic, special or other reports,  information or  documentation,  whether or not provided for herein, as shall be necessary,  reasonable  or  appropriate  in  respect  to the  Purchaser,  or  otherwise  in respect to the
Mortgage  Loans  and  the  performance  of the  Company  under  this  Agreement,  including  any  reports,
information  or  documentation   reasonably  required  to  comply  with  any  regulations   regarding  any
supervisory  agents or examiners of the  Purchaser  all such reports or  information  to be as provided by and in accordance  with such  applicable  instructions  and  directions  as the  Purchaser may  reasonably request in  relation  to this  Agreement  or the  performance  of the Company  under this  Agreement.  The
Company  agrees to execute  and deliver all such  instruments  and take all such action as the  Purchaser, from time to time,  may  reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

         In  connection  with  marketing  the  Mortgage  Loans,  the  Purchaser  may make  available  to a prospective  purchaser  audited  financial  statements of the Company for the most recently  completed two
(2)  fiscal  years for which  such  statements  are  available,  as well as a  Consolidated  Statement  of
Condition  at the  end of the  last  two  (2)  fiscal  years  covered  by any  Consolidated  Statement  of
Operations.  If it has not already  done so, the Company  shall  furnish  promptly to the  Purchaser  or a prospective purchaser copies of the statements specified above.

         The Company  shall make  reasonably  available to the  Purchaser or any  prospective  Purchaser a knowledgeable  financial or  accounting  officer for the purpose of answering  questions and to permit any prospective  purchaser to inspect the Company's  servicing  facilities for the purpose of satisfying  such prospective  purchaser  that the Company has the ability to service the Mortgage Loans as provided in this
Agreement.

                                               ARTICLE VIII

                                               THE SERVICER

         Section 8.01      Indemnification; Third Party Claims.

         The Company  agrees to indemnify the  Purchaser and hold it harmless  against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants,  and agreements to service the Mortgage Loans in strict  compliance  with the terms of this  Agreement.  The Company  agrees to indemnify  the Purchaser and hold it harmless against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs, fees and expenses that the Purchaser may sustain in any way related to the breach of a  representation  or warranty  set forth in Sections  3.01 or 3.02 of this Agreement or in any way related to the alleged breach of any  representation  or warranty in Sections
3.01 or 3.02 of this  Agreement  related  to  compliance  with all  applicable  laws.  The  Company  shall immediately  notify the  Purchaser  if a claim is made by a third party  against  Company  with respect to this Agreement or the Mortgage  Loans,  assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees, whether or not such claim is settled  prior to judgment,  and promptly  pay,  discharge and satisfy any judgment or decree which may be entered  against it or the  Purchaser  in respect of such  claim.  The  Company  shall  follow any written instructions  received from the  Purchaser in connection  with such claim.  The Purchaser  shall  promptly reimburse the Company for all amounts  advanced by it pursuant to the two preceding  sentences except when the claim  relates  to the  failure of the  Company to service  and  administer  the  Mortgages  in strict compliance  with the terms of this  Agreement,  the  breach of  representation  or  warranty  set forth in
Sections  3.01 or 3.02,  or the  gross  negligence,  bad  faith or  willful  misconduct  of  Company.  The provisions of this Section 8.01 shall survive termination of this Agreement.

         Section 8.02      Merger or Consolidation of the Company.

         The Company  will keep in full  effect its  existence,  rights and  franchises  as a  corporation under  the laws of the  state of its  incorporation  except  as  permitted  herein,  and will  obtain  and preserve its  qualification  to do business as a foreign  corporation in each  jurisdiction  in which such qualification is or shall be necessary to protect the validity and  enforceability  of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or  consolidated,  or any  corporation  resulting from any  merger,  conversion  or  consolidation  to which the  Company  shall be a party,  or any  Person succeeding  to the  business  of the  Company  whether  or not  related  to loan  servicing,  shall be the successor  of the Company  hereunder,  without the  execution or filing of any paper or any further act on the  part of any of the  parties  hereto,  anything  herein  to the  contrary  notwithstanding;  provided, however,  that the successor or surviving  Person shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the  deposits  of which are insured by the FDIC,  SAIF  and/or BIF,  and which is a HUD-approved  mortgagee  whose primary  business is in origination  and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

         Section 8.03      Limitation on Liability of the Company and Others.

         Neither the Company nor any of the  officers,  employees or agents of the Company  shall be under any  liability to the Purchaser  for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment made in good faith;  provided,  however, that this  provision  shall not protect the Company or any such person against any breach of warranties or representations  made  herein,  or  failure to  perform  its  obligations  in strict  compliance  with any standard  of care set forth in this  Agreement,  or any  liability  which  would  otherwise  be imposed by reason of negligence,  bad faith or willful misconduct,  or any breach of the terms and conditions of this
Agreement.  The  Company and any  officer,  employee or agent of the Company may rely in good faith on any document of any kind prima facie properly  executed and submitted by the Purchaser  respecting any matters arising  hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental to its duties to service the Mortgage  Loans in accordance  with this
Agreement  and which in its  reasonable  opinion may involve it in any  expenses or  liability;  provided, however,  that the Company may, with the consent of the Purchaser,  undertake any such action which it may deem  necessary  or  desirable  in respect  to this  Agreement  and the  rights and duties of the  parties hereto.  In such  event,  the  reasonable  legal  expenses  and  costs of such  action  and any  liability resulting  therefrom shall be expenses,  costs and liabilities for which the Purchaser will be liable, and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 8.04      Company Not to Assign or Resign.

         The Company  shall not assign this  Agreement or resign from the  obligations  and duties  hereby imposed on it except by mutual  consent of the Company and the  Purchaser or upon the  determination  that its duties hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.  Any such  determination  permitting the  resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered  to the  Purchaser  which  Opinion of Counsel  shall be in form and  substance  acceptable to the  Purchaser.  No such  resignation  shall become  effective  until a successor  shall have  assumed the  Company's  responsibilities  and  obligations  hereunder in the manner provided in Section 11.01.

         Section 8.05      No Transfer of Servicing.

         With  respect to the  retention  of the  Company to service the  Mortgage  Loans  hereunder,  the
Company  acknowledges that the Purchaser has acted in reliance upon the Company's  independent status, the adequacy of its servicing facilities, plan, personnel,  records and procedures, its integrity,  reputation and financial  standing and the  continuance  thereof.  Without in any way limiting the generality of this
Section,  the Company  shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior written  approval of the Purchaser,  which consent shall be granted  or  withheld  in the  Purchaser's  sole  discretion,  but if the  purchaser  of the  Company's assetshas  the  qualifications  set  forth in  Section  8.02,  then the  Purchaser  will not  unreasonably withhold consent.

         Without in any way limiting the  generality  of this Section  8.05, in the event that the Company either shall  assign this  Agreement or the  servicing  responsibilities  hereunder or delegate its duties hereunder or any portion  thereof  without (i)  satisfying the  requirements  set forth herein or (ii) the prior  written  consent  of the  Purchaser,  then the  Purchaser  shall have the right to  terminate  this
Agreement,  without any payment of any penalty or damages  and  without any  liability  whatsoever  to the
Company  (other than with respect to accrued but unpaid  Servicing Fees and Servicing  Advances  remaining unpaid) or any third party.

                                                ARTICLE IX

                                                 DEFAULT

         Section 9.01      Events of Default.

         In case one or more of the  following  Events  of  Default  by the  Company  shall  occur  and be continuing, that is to say:

         (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

         (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which continues  unremedied  for a period of thirty  (30) days  after the date on which  written  notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

         (iii) a decree or order of a court or agency or supervisory  authority  having  jurisdiction  for the  appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment of debt,  marshalling  of  assets  and  liabilities  or  similar  proceedings,  or for the  winding-up  or liquidation  of its affairs,  shall have been  entered  against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (iv) the Company shall  consent to the  appointment  of a  conservator  or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or  substantially  all of its property;
or

         (v) the Company  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or  reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi)  Company  ceases to be approved by either  Fannie Mae or FHLMC as a mortgage  loan seller or servicer for more than thirty days; or

         (vii) the  Company  attempts  to assign  its right to  servicing  compensation  hereunder  or the
Company  attempts,  without  the  consent  of the  Purchaser,  to  sell  or  otherwise  dispose  of all or
substantially   all  of  its  property  or  assets  or  to  assign  this   Agreement   or  the   servicing
responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

         (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage  loans in any  jurisdiction  in which a Mortgaged  Property is located and such  licensing is  required,  and (b)
qualified to transact  business in any  jurisdiction  where it is currently so qualified,  but only to the extent such  non-qualification  materially  and  adversely  affects the  Company's  ability to perform its obligations hereunder; or

         (ix) the  Company  fails to meet the  eligibility  criteria  set  forth in the last  sentence  of
Section 8.02.

         Then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  the Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default under clauses (iii),  (iv) or (v) above, in which case,  automatically and without notice) Company may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and  specific  performance,  terminate  all  the  rights  and obligations  of the  Company  under  this  Agreement  and in and to the  Mortgage  Loans and the  proceeds thereof  without  compensating  the Company  for the same.  On or after the receipt by the Company of such written  notice (or, in the case of an Event of Default under clauses (iii),  (iv) or (v) above,  in which case,  automatically  and without  notice),  all authority and power of the Company under this  Agreement, whether with  respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the  successor appointed  pursuant  to Section  11.01.  Upon  written  request  from the  Purchaser,  the  Company  shall prepare,  execute and deliver,  any and all documents  and other  instruments,  place in such  successor's possession all Mortgage Files,  and do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or assignment of the Mortgage Loans and related documents,  or otherwise,  at the Company's sole expense. The
Company  agrees to cooperate  with the Purchaser and such  successor in effecting the  termination  of the
Company's  responsibilities  and rights hereunder,  including,  without  limitation,  the transfer to such successor  for  administration  by it of all cash  amounts  which  shall at the  time be  credited  by the
Company to the Custodial  Account or Escrow  Account or  thereafter  received with respect to the Mortgage
Loans or any REO Property.

         Section 9.02      Waiver of Defaults.

         The Purchaser may waive only by written  notice any default by the Company in the  performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past  default,  such default shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                ARTICLE X

                                               TERMINATION
         Section 10.01     Termination.

         The respective  obligations  and  responsibilities  of the Company shall  terminate upon: (i) the later of the final  payment  or other  liquidation  (or any  advance  with  respect  thereto)  of the last
Mortgage  Loan and the  disposition  of all  remaining  REO Property and the  remittance  of all funds due hereunder;  or (ii) by mutual  consent of the Company and the Purchaser in writing;  or (iii)  termination with cause under the terms of this  Agreement.  Termination  of the  Agreement  pursuant to Section  10.01
(iii) shall void  Purchaser's  obligation  to purchase  Mortgage  Loans for which  Purchaser  has issued a
Confirmation, commitment confirmation or a substantially similar commitment to purchase Mortgage Loans.

         Section 10.02     Termination Without Cause.

         The  Purchaser  may, at its sole  option,  terminate  any rights the Company may have  hereunder, without  cause,  upon no less than 90 days  written  notice.  Any such notice of  termination  shall be in writing and  delivered to the Company as provided in Section  11.05 of this  Agreement.  In the event that the Company is terminated  pursuant to this Section 10.02 without cause,  the Purchaser shall solicit,  by public  announcement,  bids from  three  organizations  reasonably  acceptable  to the  Purchaser  for the purchase of the  servicing  functions.  Following  receipt of such bids,  the  Purchaser  shall either (a)
negotiate  and effect the transfer,  sale and  assignment  of the  Agreement to the party  submitting  the highest  satisfactory  bid,  which  purchase  price  shall be paid to the  Company  upon  transfer  of the servicing  rights and  obligations  under this  Agreement to the  Company's  successor,  or (b) pay to the
Company a  termination  fee equal to the amount of the party  submitting  the  highest  satisfactory  bid.
Notwithstanding  anything  herein to the contrary,  the  Purchaser  shall deduct all costs and expenses of any public  announcement  and any other  expenses  relating to the sale,  transfer and  assignment of this
Agreement from the sum payable to Company pursuant to the previous sentence.

         Section 10.03     Survival.

         Termination  of this  Agreement  under Section 10.01 or Section 10.02 shall not affect any of the
Company's  obligations  regarding  repurchase,  indemnification  or otherwise,  all of which shall survive such termination and remain in full force and effect.

                                                ARTICLE XI

                                         MISCELLANEOUS PROVISIONS

         Section 11.01     Successor to the Company.

         Prior to termination of Company's  responsibilities  and duties under this Agreement  pursuant to
Sections 4.13,  8.04,  9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the
Company's  responsibilities,  rights,  duties and  obligations  under this  Agreement,  or (ii)  appoint a successor  having the  characteristics  set forth in Section  8.02 hereof and which  shall  succeed to all rights  and  assume  all of the  responsibilities,  duties  and  liabilities  of the  Company  under  this
Agreement  prior to the  termination  of Company's  responsibilities,  duties and  liabilities  under this
Agreement.  In connection with such appointment and assumption,  the Purchaser may make such  arrangements for the  compensation  of such  successor  out of  payments on Mortgage  Loans as the  Purchaser  and such successor  shall agree. In the event that the Company's  duties,  responsibilities  and liabilities  under this Agreement should be terminated pursuant to the aforementioned  Sections,  the Company shall discharge such  duties  and  responsibilities  during  the  period  from  the  date it  acquires  knowledge  of such termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated  to exercise  under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice  the rights or  financial  condition of its  successor.  The  resignation  or removal of Company pursuant to the  aforementioned  Sections shall not become  effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the  representations  and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and the remedies  available to the Purchaser  thereunder and under Section 8.01, it being  understood and agreed that the provisions of such Sections 3.01,  3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such  resignation  or termination of the
Company, or the termination of this Agreement.

         Any  successor  appointed  as  provided  herein  shall  execute,  acknowledge  and deliver to the
Company and to the Purchaser an instrument  accepting such  appointment,  whereupon  such successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination or resignation of the Company or this Agreement  pursuant to Section 4.13,  8.04,  9.01 or 10.01 shall not affect any claims that the  Purchaser may have against the Company  arising prior to any such  termination or resignation.

         The Company shall  promptly  deliver to the successor the funds in the Custodial  Account and the
Escrow  Account and the Mortgage Files and related  documents and statements  held by it hereunder and the
Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other  things all as may  reasonably  be  required  to more fully and  definitely  vest and confirm in the successor  all  such  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of  the
Company.  The successor shall make  arrangements  as it may deem  appropriate to reimburse the Company for unrecovered  Servicing  Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

         Upon a  successor's  acceptance  of  appointment  as such,  the Company  shall notify by mail the
Purchaser of such appointment.

         Section 11.02     Amendment.

         This  Agreement  may be amended  from time to time by the  Company and the  Purchaser  by written agreement signed by the Company and the Purchaser.

         Section 11.03     Recordation of Agreement.

         To the extent  permitted by  applicable  law,  this  Agreement is subject to  recordation  in all
appropriate   public  offices  for  real  property  records  in  all  the  counties  or  other  comparable jurisdictions  in which any of the  properties  subject to the Mortgages  are  situated,  and in any other appropriate  public recording  office or elsewhere,  such recordation to be effected by the Company at the
Company's  expense on direction of the Purchaser  accompanied  by an opinion of counsel to the effect that such  recordation  materially and  beneficially  affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

         Section 11.04     Governing Law.

         This  Agreement and the related Term Sheet shall be governed by and construed in accordance  with the laws of the State of New York  except  to the  extent  preempted  by  Federal  law.  The  obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05     Notices.

         Any  demands,  notices  or other  communications  permitted  or  required  hereunder  shall be in writing  and shall be deemed  conclusively  to have been  given if  personally  delivered  at or mailed by registered  mail,  postage  prepaid,  and return  receipt  requested or  certified  mail,  return  receipt requested,  or  transmitted by telex,  telegraph or telecopier and confirmed by a similar mailed  writing, as follows:

         (i)      if to the Company:

                  Michael T. Stilb / Senior Vice President
                  2929 Walden Avenue
                  Depew, New York 14043

         (ii)     if to the Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II,
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ralene Ruyle
                  Telecopier No.:  (972) 444-2810

                  With a copy to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention:  Mary Haggerty
                  Telecopier No.: (212) 272-5591

or such other  address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or  communication  hereunder  shall be deemed to have been  received  on the date  delivered  to or received at the premises of the addressee (as evidenced,  in the case of registered or certified  mail, by the date noted on the return receipt).

         Section 11.06     Severability of Provisions.

         Any part,  provision,  representation  or warranty of this  Agreement  and the related Term Sheet which is prohibited or which is held to be void or  unenforceable  shall be  ineffective  to the extent of such prohibition or  unenforceability  without  invalidating the remaining  provisions  hereof.  Any part, provision,  representation  or warranty of this Agreement which is prohibited or  unenforceable or is held to be void or unenforceable  in any jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating the remaining provisions hereof, and any  such  prohibition  or  unenforceability  in  any  jurisdiction  as to any  Mortgage  Loan  shall  not invalidate or render  unenforceable such provision in any other  jurisdiction.  To the extent permitted by applicable  law,  the  parties  hereto  waive any  provision  of law that  prohibits  or  renders  void or unenforceable  any  provision  hereof.  If  the  invalidity  of any  part,  provision,  representation  or warranty of this  Agreement  shall deprive any party of the economic  benefit  intended to be conferred by this  Agreement,  the parties shall  negotiate,  in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic  effect of this  Agreement  without regard to such invalidity.

         Section 11.07     Exhibits.

         The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part  hereof  and are an integral part of this Agreement.

         Section 11.08     General Interpretive Principles.

         For  purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

         (i)               the terms defined in this Agreement have the meanings  assigned to them in this
Agreement  and  include  the plural as well as the  singular,  and the use of any gender  herein  shall be deemed to include the other gender;

         (ii)     accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

         (iii)    references  herein to  "Articles",  "Sections",  Subsections",  "Paragraphs",  and other subdivisions  without  reference  to  a  document  are  to  designated  Articles,  Sections,  Subsections,
Paragraphs and other subdivisions of this Agreement;

         (iv)     a reference to a  Subsection  without  further  reference to a Section is a reference to such  Subsection  as  contained in the same Section in which the  reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

         (v)               the words  "herein",  "hereof ",  "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (vi)     the  term  "include"  or  "including"  shall  mean  without   limitation  by  reason  of
enumeration; and

         (viii)   headings of the Articles  and  Sections in this  Agreement  are for  reference  purposes only and shall not be deemed to have any substantive effect.

         Section 11.09     Reproduction of Documents.

         This Agreement and all documents relating thereto,  including,  without limitation, (i) consents, waivers and  modifications  which may hereafter be executed,  (ii) documents  received by any party at the closing,  and (iii)  financial  statements,  certificates  and other  information  previously or hereafter
furnished,  may  be  reproduced  by  any  photographic,   photostatic,  microfilm,  micro-card,  miniature
photographic or other similar process.  The parties agree that any such  reproduction  shall be admissible in evidence  as the  original  itself in any  judicial or  administrative  proceeding,  whether or not the original is in existence and whether or not such  reproduction  was made by a party in the regular  course of business,  and that any  enlargement,  facsimile or further  reproduction  of such  reproduction  shall likewise be admissible in evidence.

         Section 11.10     Confidentiality of Information.

         Each  party  recognizes  that,  in  connection  with  this  Agreement,  it may  become  privy  to non-public  information  regarding the financial  condition,  operations and prospects of the other party.
Each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential, and to use all such  information  solely in order to  effectuate  the purpose of the  Agreement,  provided that each party may provide  confidential  information to its employees,  agents and affiliates who have a need to know  such  information  in order to  effectuate  the  transaction,  provided  further  that  such information is identified as confidential non-public information.  In addition,  confidential  information may  be  provided  to a  regulatory  authority  with  supervisory  power  over  Purchaser,  provided  such information is identified as confidential non-public information.

         The Company  agrees that the Company (i) shall comply with any applicable  laws and  regulations regarding  the  privacy  and  security  of  Consumer  Information  including,  but  not  limited  to  the
Gramm-Leach-Bliley  Act,  Title V,  Subtitle  A, 15 U.S.C.  § 6801 et seq.,  (ii) shall not use  Consumer
Information in any manner  inconsistent  with any applicable laws and  regulations  regarding the privacy and security of Consumer  Information,  (iii) shall not disclose  Consumer  Information  to third parties except at the specific  written  direction of the  Purchaser,  (iv) shall  maintain  adequate  physical, technical and  administrative  safeguards to protect  Consumer  Information from  unauthorized  access as provided by the applicable laws and regulations,  and (v) shall  immediately  notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer  Information that would have a material and adverse effect on the Purchaser.

         The Company  agrees that the Company shall  indemnify,  defend and hold the  Purchaser  harmless from and  against  any loss,  claim or  liability  the  Purchaser  may suffer by reason of the  Company's failure to perform the obligations set forth in this Section 11.10.

         Section 11.11     Recordation of Assignments of Mortgage.

         To the extent  permitted by applicable  law, each of the Assignments is subject to recordation in all  appropriate  public  offices  for real  property  records  in all the  counties  or other  comparable jurisdictions in which any or all of the Mortgaged  Properties are situated,  and in any other appropriate public recording office or elsewhere,  such recordation to be effected by and at the Company's  expense in the event  recordation is either  necessary under applicable law or requested by the Purchaser at its sole option.

         Section 11.12     Assignment.

     The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage
     Loans.  In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Company, which consent shall not be unreasonably denied.  All references to the
     Purchaser in this Agreement shall be deemed to include its assignee or designee.  The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this
     Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

         Section 11.13     No Partnership.

         Nothing  herein  contained  shall be deemed or  construed  to  create a  co-partnership  or joint venture  between the parties  hereto and the services of the Company  shall be rendered as an  independent contractor and not as agent for Purchaser.

         Section 11.14     Signature Pages/Counterparts; Successors and Assigns.

         This  Agreement  and/or any Term Sheet  shall be  executed by each party (i) in one or more fully executed  copies,  each of which shall  constitute a fully  executed  original  Agreement,  and/or (ii) in counterparts  having one or more original  signatures,  and all such counterparts  containing the original signatures  of all of the parties  hereto  taken  together  shall  constitute  a fully  executed  original
Agreement  or Term  Sheet,  as  applicable,  and/or  (iii)  by  delivery  of one or more  original  signed signature  pages  to  the  other  parties  hereto  (x) by  mail  or  courier,  and/or  (y)  by  electronic transmission,  including  without  limitation  by  telecopier,  facsimile  or  email  of a  scanned  image
("Electronic  Transmission"),  each of which as received  shall  constitute  for all  purposes an executed original  signature  page of such party.  The  Purchaser may deliver a copy of this  Agreement  and/or any
Term Sheet,  fully executed as provided  herein,  to each other party hereto by mail and/or courier and/or
Electronic  Transmission,  and such  copy as so  delivered  shall  constitute  a fully  executed  original
Agreement or Term Sheet,  as  applicable,  superseding  any prior form of the Agreement or Term Sheet,  as applicable,  that differs  therefrom in any respect.  This Agreement  shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successor and assigns.

         Section 11.15     Entire Agreement.

         The  Company  acknowledges  that no  representations,  agreements  or  promises  were made to the
Company  by the  Purchaser  or any of its  employees  other  than  those  representations,  agreements  or promises  specifically  contained herein and in the Confirmation.  The Confirmation and this Agreement and the  related  Term Sheet sets  forth the  entire  understanding  between  the  parties  hereto;  provided, however,  only this  Agreement  and the related  Term Sheet shall be binding upon all  successors  of both parties.  In the event of any  inconsistency  between the Confirmation and this Agreement,  this Agreement and the related Term Sheet shall control.

         Section 11.16.  No Solicitation.

         From and after the Closing  Date,  the Company  agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates,  to personally,  by telephone or mail, solicit the borrower or obligor  under any Mortgage  Loan to refinance  the Mortgage  Loan, in whole or in part,  without  the  prior  written  consent  of  the  Purchaser.  Notwithstanding  the  foregoing,  it is understood  and agreed  that (i)  promotions  undertaken  by the Company or any  affiliate  of the Company which are directed to the general  public at large,  or segments  thereof,  provided that no segment shall
consist  primarily  of  the  Mortgage  Loans,  including,   without  limitation,  mass  mailing  based  on
commercially  acquired mailing lists,  newspaper,  radio and television  advertisements and (ii) responses to  unsolicited  requests  or  inquiries  made by a  Mortgagor  or an  agent  of a  Mortgagor,  shall  not constitute  solicitation  under this Section  11.16.  This  Section  11.16 shall not be deemed to preclude the Company or any of its affiliates  from  soliciting any Mortgagor for any other  financial  products or services.  The  Company  shall use its best  efforts to prevent the sale of the name of any  Mortgagor  to any Person who is not affiliate of the Company.

         Section 11.17.  Closing.

         The  closing  for the  purchase  and sale of the  Mortgage  Loans shall take place on the related
Closing  Date.  The closing  shall be either:  by  telephone,  confirmed  by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

         The closing for the Mortgage  Loans to be purchased on the related  Closing Date shall be subject to each of the following conditions:

         (a)      at least one (1)  Business  Day prior to the related  Closing  Date,  the Company  shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem,  a listing on a loan-level  basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

         (b)      all of the  representations  and warranties of the Company under this Agreement shall be materially true and correct as of the related  Closing Date and no event shall have occurred  which,  with notice or the passage of time, would constitute a material default under this Agreement;

         (c)      the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow, all documents  required pursuant to this Agreement,  the related Term Sheet, an opinion of counsel and an officer's certificate,  all in such forms as are agreed upon and acceptable to the Purchaser,  duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

         (d)      the Company  shall have  delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents  required  pursuant to the terms of this Agreement and the related Term Sheet; and

         (e)      all other  terms and  conditions  of this  Agreement,  the  related  Term  Sheet and the
Confirmation shall have been materially complied with.

         Subject to the  foregoing  conditions,  the  Purchaser  shall pay to the  Company on the  related
Closing Date the Purchase Price,  plus accrued  interest  pursuant to Section 2.02 of this  Agreement,  by wire transfer of immediately available funds to the account designated by the Company.

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  "Reconstitution  Date")  at the
Purchaser's  sole option,  the Purchaser may effect a sale (each,  a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)       one or more third party  purchasers  in one or more in whole loan  transfers  (each,  a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  pass-through transfers (each, a "Pass-Through Transfer").

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially  in the form of  Exhibit D hereto,  or, at  Purchaser's  request,  a seller's  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement  in  form  and  substance  reasonably  acceptable  to  the  parties,  and in  connection  with a
Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the  parties,  (collectively  the  agreements  referred  to herein  are  designated,  the  "Reconstitution
Agreements").  It is  understood  that any such  Reconstitution  Agreements  will not  contain any greater obligations  on the part of Company than are  contained  in this  Agreement.  Notwithstanding  anything to the  contrary in this Section  11.18,  the Company  agrees that it is required to perform the  obligations described in Exhibit K hereto.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with  respect to all  reasonable  requests  and due  diligence  procedures;  (2) to  execute,  deliver and perform all Reconstitution  Agreements  required by the Purchaser;  (3) to restate the representations and warranties  set forth in this  Agreement  as of the  settlement  or closing date in  connection  with such
Reconstitution  (each, a  "Reconstitution  Date").  In that connection,  the Company shall provide to such servicer or issuer,  as the case may be, and any other  participants in such  Reconstitution:  (i) any and all information  (including servicing portfolio  information) and appropriate  verification of information
(including  servicing  portfolio  information) which may be reasonably  available to the Company,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant shall request upon reasonable demand;  and (ii) such additional  representations,  warranties,  covenants, opinions of counsel,  letters  from  auditors,  and  certificates  of public  officials or officers of the
Company as are  reasonably  agreed upon by the Company and the  Purchaser  or any such other  participant.
In connection  with each  Pass-Through  Transfer,  the Company agrees to provide  reasonable and customary indemnification  to the  Purchaser and its affilates  for  disclosure  contained in any offering  document relating to the  Company or its  affilates,  the  Mortgage  Loans and the  underwriting  standards  of the
Mortgage  Loans.  The  Purchaser  shall be  responsible  for the costs  relating  to the  delivery of such information.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         IN WITNESS  WHEREOF,  the Company and the  Purchaser  have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                   EMC MORTGAGE CORPORATION
                                                               Purchaser

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                   HSBC MORTGAGE CORPORATION (USA)
                                                                Company

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                                EXHIBIT A
                                        CONTENTS OF MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the  following items,  which shall be  available  for  inspection  by the  Purchaser,  and which shall be retained by the
Company in the  Servicing  File or delivered to the  Purchaser or its designee  pursuant to Sections  2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

         1.     The     original     Mortgage     Note     endorsed     "Pay    to    the     order     of
____________________________________________________,   without   recourse,"   and  signed  via   original
signature in the name of the Company by an authorized officer,  with all intervening  endorsements showing a complete chain of title from the  originator to the Company,  together with any  applicable  riders.  In no event  may an  endorsement  be a  facsimile  endorsement.  If the  Mortgage  Loan was  acquired  by the
Company  in a  merger,  the  endorsement  must be by  "[Company],  successor  by  merger  to the  [name of predecessor]".  If the  Mortgage  Loan was  acquired or  originated  by the Company  while doing  business under another name, the endorsement  must be by "[Company]  formerly known as [previous  name]".  Mortgage
Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

         2.       Except as provided  below and for each Mortgage  Loan that is not a MERS Mortgage  Loan, the  original  Mortgage  (together  with a standard  adjustable  rate  mortgage  rider)  with  evidence of recording  thereon,  or a copy thereof certified by the public recording office in which such mortgage has been  recorded or, if the original  Mortgage has not been returned from the  applicable  public  recording office,  a true  certified  copy,  certified by the Company.  With respect to each MERS Mortgage Loan, the original  Mortgage,  noting the presence of the MIN of the Mortgage Loans and either  language  indicating that the  Mortgage  Loan is a MOM Loan or if the  Mortgage  Loan  was not a MOM Loan at  origination,  the original Mortgage and the assignment thereof to MERS, with evidence of recording  indicated thereon,  or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

         3.  The  original  or  certified  copy,  certified  by  the  Company,  of  the  Primary  Mortgage
Insurance Policy, if required.

         4.       In the  case of each  Mortgage  Loan  that is not a MERS  Mortgage  Loan,  the  original
Assignment, from the Company to  _____________________________________,  or in accordance with Purchaser's instructions,  which  assignment  shall,  but  for any  blanks  requested  by  Purchaser,  be in form  and substance  acceptable  for  recording.  If the  Mortgage  Loan was acquired or  originated  by the Company while  doing  business  under  another  name,  the  Assignment  must be by  "[Company]  formerly  known as
[previous  name]".  If the Mortgage Loan was acquired by the Company in a merger,  the endorsement must be by "[Company],  successor by merger to the [name of  predecessor]".  None of the  Assignments  are blanket assignments of mortgage.

         5.       The original policy of title insurance,  including riders and endorsements  thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or  preliminary  report of title issued by the title insurance or escrow company.

         6.       In the case of each  Mortgage Loan that is not a MERS  Mortgage  Loan,  originals of all recorded  intervening  Assignments,  or copies thereof,  certified by the public recording office in which such  Assignments  have been  recorded  showing  a  complete  chain of title  from the  originator  to the
Company,  with evidence of recording  thereon,  or a copy thereof certified by the public recording office in which such  Assignment has been recorded or, if the original  Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         7.       Originals,  or copies  thereof  certified by the public  recording  office in which such documents  have  been  recorded,  of  each  assumption,  extension,  modification,  written  assurance  or substitution  agreements,  if  applicable,  or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         8.       If the Mortgage Note or Mortgage or any other material  document or instrument  relating to the  Mortgage  Loan has been  signed by a person on behalf of the  Mortgagor,  the  original or copy of power of attorney or other  instrument that authorized and empowered such person to sign bearing  evidence that  such  instrument  has been  recorded,  if so  required  in the  appropriate  jurisdiction  where the
Mortgaged  Property is located,  or a copy thereof  certified by the public recording office in which such instrument  has been recorded or, if the original  instrument  has not been  returned from the  applicable public recording office, a true certified copy, certified by the Company.

         9.       reserved.

         10.      Mortgage  Loan closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

         11.      Residential loan application.

         12.      Uniform  underwriter  and  transmittal  summary  (Fannie  Mae Form  1008) or  reasonable equivalent.

         13.      Credit report on the mortgagor.

         14.      Business credit report, if applicable.

         15.      Residential appraisal report and attachments thereto.

         16.      The original of any guarantee executed in connection with the Mortgage Note.

         17.      Verification  of employment  and income  except for Mortgage  Loans  originated  under a limited documentation program, all in accordance with Company's underwriting guidelines.

         18.      Verification  of  acceptable   evidence  of  source  and  amount  of  down  payment,  in
accordance with Company's underwriting guidelines.

         19.      Photograph of the Mortgaged Property (may be part of appraisal).

         20.      Survey of the Mortgaged Property, if any.

         21.      Sales contract, if applicable.

         22.      If available,  termite  report,  structural  engineer's  report,  water  portability and septic certification.

         23.      Any original security  agreement,  chattel mortgage or equivalent executed in connection with the Mortgage.

         24.      Name affidavit, if applicable.

         Notwithstanding  anything to the contrary herein,  Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

         (B)      With respect to each Co-op Loan, as applicable  and as required by the  applicable  laws of the state in which the  related  Cooperative  apartment  is  located,  copies of:  (A) the  proprietary lease,  (B) the security  agreement,  (C) the assignment of the  proprietary  lease,  with all intervening assignments  showing a complete chain of title and an assignment  thereof by such Seller, (D) the original stock  certificate  evidencing  the ownership of the  Cooperative  apartment  endorsed or accompanied by a stock power  relating to such stock  certificate  executed in blank,  (E) a recognition  agreement in form approved by Seller's  underwriting  guidelines,  in substantially  the same form as the standard  "AZTECH"
form,  (F) copies of the  financing  statement  filed by the  applicable  Company as secured party and, if applicable,  a filed UCC-3 assignment of the subject security  interest showing a complete chain of title, together with an executed UCC-3  Assignment of such security  interest by the Company in a form sufficient for filing,  and (G) such other  documents  as are  necessary  for the  perfection  of a lien  against the related Co-op Loan ownership interests under applicable law.

                                                EXHIBIT B

                                    CUSTODIAL ACCOUNT LETTER AGREEMENT

                                           ______________, 2002

To:      [_______________________]
         (the "Depository")

         As "Company"  under the Purchase,  Warranties  and Servicing  Agreement,  dated as of May 1, 2001
Adjustable  Rate Mortgage  Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as a  Custodial  Account  pursuant  to  Section  4.04  of the  Agreement,  to be  designated  as
"[______________________________________],  in  trust  for  the  [Purchaser],  Owner  of  Adjustable  Rate
Mortgage  Loans".  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the  Company.  This letter is  submitted to you in  duplicate.  Please  execute and return one original to us.

[__________________________]

By:____________________________

Name:__________________________

Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established  under Account Number  [__________],  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals on such account as provided above.  The full amount  deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance  Corporation  through the Bank  Insurance  Fund or the Savings  Association  Insurance  Fund or will be  invested  in  Permitted
Investments as defined in the Agreement.

HSBC MORTGAGE CORPORATION (USA)

By:____________________________

Name:__________________________

Title:_________________________

                                                EXHIBIT C

                                     ESCROW ACCOUNT LETTER AGREEMENT
                                           _____________, 2002

To:      [_______________________]
         (the "Depository")

         As "Company"  under the Purchase  Warranties  and  Servicing  Agreement,  dated as of May 1, 2001
Adjustable  Rate Mortgage  Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as  an  Escrow  Account  pursuant  to  Section  4.06  of  the  Agreement,  to be  designated  as
"[__________________________],  in trust for the  [Purchaser],  Owner of Adjustable  Rate Mortgage  Loans,
and various  Mortgagors."  All deposits in the account shall be subject to  withdrawal  therefrom by order signed by the  Company.  This  letter is  submitted  to you in  duplicate.  Please  execute and return one original to us.

                                            HSBC MORTGAGE CORPORATION (USA)

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established under Account Number __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance  Corporation  through the
Bank  Insurance  Fund  or the  Savings  Association  Insurance  Fund  or will  be  invested  in  Permitted
Investments as defined in the Agreement.

                                            [______________________]

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                                EXHIBIT D

                         FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR Agreement")
made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"), ___________________ (the
"Assignee"), and HSBC Mortgage Corporation (USA) (the "Company").

         In  consideration  of the mutual  promises  contained  herein the parties  hereto  agree that the residential  mortgage  loans (the  "Assigned  Loans") listed on Attachment 1 annexed hereto (the "Assigned
Loan  Schedule")  now  serviced by Company for  Assignor and its  successors  and assigns  pursuant to the
Purchase,  Warranties and Servicing Agreement,  dated as of May 1, 2002, between Assignor and Company (the
"Purchase  Agreement")  shall be  subject  to the terms of this PAAR  Agreement.  Capitalized  terms  used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                                   Purchase, Assignment and Assumption

         1.       Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor in the Assigned  Loans and, as they relate to the Assigned  Loans,  all of its right, title and interest in, to and under the Purchase Agreement.

         2.       Simultaneously  with the  execution  hereof,  (i)  Assignee  shall pay to  Assignor  the
"Funding  Amount" as set forth in that  certain  letter  agreement,  dated as of _________  ____,  between
Assignee and Assignor (the  "Confirmation")  and (ii)  Assignor,  at its expense,  shall have caused to be delivered to Assignee or its  designee  the Mortgage  File for each  Assigned  Loan in  Assignor's  or its custodian's  possession,  as set forth in the Purchase  Agreement,  along with, for each Assigned Loan, an endorsement of the Mortgage Note from the applicable  Company,  in blank, and an assignment of mortgage in recordable  form from the  applicable  Company,  in blank.  Assignee  shall pay the Funding Amount by wire transfer  of  immediately  available  funds  to the  account  specified  by  Assignor.  Assignee  shall be entitled  to all  scheduled  payments  due  on  the  Assigned  Loans  after  ___________,  200__  and  all unscheduled  payments or other  proceeds or other  recoveries on the Assigned  Loans received on and after
_____________, 200__.

                                Representations, Warranties and Covenants

         3.       Assignor warrants and represents to Assignee and Company as of the date hereof:

         (a)      Attached  hereto as Attachment 2 is a true and accurate copy of the Purchase  Agreement, which  agreement  is in full force and effect as of the date hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Assignor  is the lawful  owner of the  Assigned  Loans with full right to  transfer  the
Assigned Loans and any and all of its interests,  rights and obligations  under the Purchase  Agreement as they relate to the Assigned Loans, free and clear from any and all claims and  encumbrances;  and upon the transfer of the  Assigned  Loans to Assignee as  contemplated  herein,  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of  Assignee's  interests,  rights and  obligations under the Purchase  Agreement as they relate to the Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

         (c)      There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

         (d)      Assignor has no knowledge of, and has not received  notice of, any waivers under, or any modification of, any Assigned Loan;

         (e)      Assignor is duly organized,  validly existing and in good standing under the laws of the jurisdiction  of its  incorporation,  and has all requisite  power and authority to acquire,  own and sell the Assigned Loans;

         (f)      Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of
Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignor.  This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (g)      No  consent,   approval,   order  or  authorization   of,  or  declaration,   filing  or
registration  with, any  governmental  entity is required to be obtained or made by Assignor in connection with the execution,  delivery or performance by Assignor of this PAAR  Agreement,  or the  consummation by it of the transactions contemplated hereby; and

         (h)      Neither  Assignor  nor anyone  acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the Assigned Loans or any interest in the Assigned  Loans, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned Loans, or any interest in the Assigned  Loans or otherwise  approached  or  negotiated  with respect to the Assigned  Loans,  or any interest in the Assigned Loans with any Person in any manner,  or made any general  solicitation  by means of general  advertising  or in any other  manner,  or taken any other  action  which  would  constitute  a distribution  of the  Assigned  Loans under the  Securities  Act of 1933,  as amended  (the "1933 Act") or which would  render the  disposition  of the  Assigned  Loans a violation  of Section 5 of the 1933 Act or require registration pursuant thereto.

                  4.       Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

         (a)      Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

         (b)      Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of
Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c)      No consent, approval, order or authorization of, or declaration,  filing or registration with,  any  governmental  entity is required to be  obtained  or made by Assignee in  connection  with the execution,  delivery or performance by Assignee of this PAAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

         (d)      Assignee agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as "Purchaser" thereunder but solely with respect to such Assigned Loans.

                  5.       Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

                  (a)      Attached hereto as Attachment 2 is a true and accurate copy of the Purchase
Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Company is duly organized,  validly  existing and in good standing under the laws of the jurisdiction  of its  incorporation,  and has all  requisite  power and  authority to service the Assigned
Loans and otherwise to perform its obligations under the Purchase Agreement;

         (c)     Company  has full  corporate  power and  authority  to  execute,  deliver and perform its obligations  under this PAAR  Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the transactions  contemplated by this PAAR Agreement is in the ordinary  course of Company's  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or  provisions of Company's  charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which Company is now a party or by which it is  bound,  or  result  in the  violation  of any law,  rule, regulation,  order,  judgment or decree to which Company or its property is subject. The execution,  delivery  and  performance  by  Company  of  this  PAAR  Agreement  and  the consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary corporate action on part of Company.  This PAAR Agreement has been duly executed and  delivered  by Company,  and,  upon the due  authorization,  execution  and delivery  by Assignor  and  Assignee,  will  constitute  the valid and  legally  binding obligation of Company,  enforceable  against Company in accordance with its terms except as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other  similar  laws  now or  hereafter  in  effect  relating  to  creditors'  rights generally,  and by general principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law;

         (d)     No consent,  approval, order or authorization of, or declaration,  filing or registration with,  any  governmental  entity is  required  to be  obtained  or made by  Assignee  in connection  with  the  execution,  delivery  or  performance  by  Company  of this  PAAR
                  Agreement, or the consummation by it of the transactions contemplated hereby; and

         (e)     No event has  occurred  from the Closing  Date to the date hereof  which would render the representations  and warranties as to the related  Assigned Loans made by the Company in
                  Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect.

                  Recognition of Assignee

         6.       From and  after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans and will service the Assigned Loans in accordance  with the Purchase  Agreement.  It is the intention of Assignor,  Company and Assignee  that this PAAR  Agreement  shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waiver,  or otherwise alter any of the terms or provisions of the
Purchase Agreement which amendment,  modification,  waiver or other alteration would in any way affect the
Assigned Loans without the prior written consent of Assignee.

                                            Miscellaneous

                  7.       All demands, notices and communications related to the Assigned Loans, the
Purchase Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         (a)      In the case of Company:
                  HSBC MORTGAGE CORPORATION (USA)
                           Lori Miller / Senior Vice President
                  2929 Walden Avenue
                  Depew, New York 14043

                  With a copy to:

         (b)      In the case of Assignor:
                  [Name and address]

         (c)      In the case of Assignee:
                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ralene Ruyle
                  Telecopier No.:  (972) 444-2810

                  with a copy  to:
                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention: ___________
                  Telecopier No.:  (212) 272-____

     8.  Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR
     Agreement.

         9.       This PAAR Agreement  shall be construed in accordance  with the laws of the State of New
York,  without  regard to conflicts of law  principles,  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         10.      No term or  provision  of this PAAR  Agreement  may be waived or  modified  unless  such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         11.      This PAAR  Agreement  shall  inure to the benefit of the  successors  and assigns of the parties  hereto.  Any entity  into which  Assignor,  Assignee  or  Company  may be merged or  consolidated shall,  without  the  requirement  for any  further  writing,  be deemed  Assignor,  Assignee  or Company, respectively, hereunder.

         12.      This PAAR Agreement shall survive the conveyance of the Assigned  Loans,  the assignment of the  Purchase  Agreement  to the  extent  of the  Assigned  Loans  by  Assignor  to  Assignee  and  the
termination of the Purchase Agreement.

         13.      This PAAR Agreement may be executed  simultaneously in any number of counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

         14.      In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the
Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

                                            [Modification of Purchase Agreement

         15.     The Company and Assignor hereby amend the Purchase Agreement as follows:

         (a)      The following definitions are added to Section 1.01 of the Purchase Agreement:

         Securities Administrator:  ________________________

         Supplemental PMI Insurer:  ________________________

         Supplemental PMI Policy:   The  primary  guarantee  insurance  policy  of  the  Supplemental  PMI
         Insurer  attached  hereto as Exhibit J, or any  successor  Supplemental  PMI Policy  given to the
         Servicer by the Assignee.

         Trustee:          ________________________

         (b)      The following definition is amended and restated:

         Insurance Proceeds:        Proceeds of any Primary Mortgage  Insurance  Policy,  the Supplemental
         PMI  Policy,  any title  policy,  any  hazard  insurance  policy or any  other  insurance  policy covering a Mortgage Loan or other related Mortgaged  Property,  including any amounts required to be deposited in the Custodial  Account  pursuant to Section 4.04, to the extent such proceeds are not to be applied to the  restoration  of the  related  Mortgaged  Property  or  released  to the
         Mortgagor in accordance with Accepted Servicing Practices.

         (c)      The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

         "In  connection  with its activities as servicer,  the Company agrees to prepare and present,  on behalf  of  itself  and the  Purchaser,  claims  to the  Supplemental  PMI  Insurer  with  respect  to the
Supplemental  PMI  Policy  and,  in this  regard,  to take  such  action as shall be  necessary  to permit recovery under any  Supplemental  PMI Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section
4.04,  any amounts  collected by the Company under any  Supplemental  PMI Policy shall be deposited in the
Custodial Account, subject to withdrawal pursuant to Section 4.05.

         In accordance with the  Supplemental  PMI Policy,  the Company shall provide to the  Supplemental
PMI Insurer any required information regarding the Mortgage Loans.

         The Company  shall  provide to the  [Securities  Administrator]  on a monthly  basis via computer tape, or other mutually  acceptable  format,  the unpaid principal balance,  insurer  certificate  number, lender loan number,  and premium due the  Supplemental  PMI Insurer for each  Mortgage Loan covered by the
Supplemental  PMI  Policy.  In  addition,  the  Company  agrees  to  forward  to  the  Purchaser  and  the
[Securities  Administrator]  any statements or other reports given by the  Supplemental PMI Insurer to the
Servicer in connection with a claim under the Supplemental PMI Policy."

         (d)      Clause (vi) of Section 6.1 is amended to read as follows:

         "Company  ceases to be  approved  by either  Fannie  Mae or FHLMC as a  mortgage  loan  seller or servicer for more than thirty days,  or the Company  fails to meet the servicer  eligibility  requirements of the Supplemental PMI Insurer; or"]

         IN WITNESS  WHEREOF,  the parties hereto have executed this PAAR Agreement as of the day and year first above written.

                                                              EMC MORTGAGE CORPORATION
                                                              Assignor

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                              _______________________________
                                                              Assignee

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                              HSBC MORTGAGE CORPORATION (USA)
                                                              Company

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                               ATTACHMENT 1

                                          ASSIGNED LOAN SCHEDULE

                                               ATTACHMENT 2

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                EXHIBIT E

                                          FORM OF TRIAL BALANCE

                                                EXHIBIT G

                               REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:      Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties and Servicing Agreement (the "Agreement")  between the Company and the
Purchaser,  the  undersigned  hereby  certifies  that he or she is an  officer of the  Company  requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____    On  _________________,  the above  captioned  mortgage  loan was paid in full or that the Company has been notified that payment in full has been or will be escrowed.  The Company  hereby  certifies  that all  amounts  with  respect  to this loan  which are  required  under the  Agreement  have been or will be deposited in the Custodial Account as required.

_____    The  above  captioned  loan is being  repurchased  pursuant  to the terms of the  Agreement.  The
Company  hereby  certifies  that the  repurchase  price has been  credited  to the  Custodial  Account  as required under the Agreement.

_____    The above captioned loan is being placed in foreclosure  and the original  documents are required to  proceed  with the  foreclosure  action.  The  Company  hereby  certifies  that the  documents  will be returned to the Purchaser in the event of reinstatement.

_____    Other (explain)

_______________________________________________________
_______________________________________________________

All  capitalized  terms  used  herein and not  defined  shall have the  meanings  assigned  to them in the
Agreement.

         Based on this  certification  and the indemnities  provided for in the Agreement,  please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
         Title

Send documents to:         _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

         Purchaser  hereby  acknowledges  that all  original  documents  previously  released on the above captioned mortgage loan have been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

                                    COMPANY'S UNDERWRITING GUIDELINES

                                                EXHIBIT I

                                                TERM SHEET

         This TERM SHEET  (the "Term  Sheet")  dated  _____________,  between  HSBC  Mortgage  Corporation
(USA), a Delaware  corporation,  located at 2929 Walden Avenue,  Depew, New York 14043 (the "Company") and
EMC  Mortgage  Corporation,  a Delaware  corporation,  located at Mac  Arthur  Ridge II, 909 Hidden  Ridge
Drive,  Suite 200, Irving,  Texas 75038 (the  "Purchaser") is made pursuant to the terms and conditions of that certain  Purchase,  Warranties  and Servicing  Agreement (the  "Agreement")  dated as of May 1, 2002, between the Company and the  Purchaser,  the provisions of which are  incorporated  herein as if set forth in full  herein,  as such terms and  conditions  may be modified or  supplemented  hereby.  All  initially capitalized  terms used herein unless  otherwise  defined shall have the meanings  ascribed thereto in the
Agreement.

         The Purchaser  hereby  purchases  from the Company and the Company hereby sells to the Purchaser, all of the  Company's  right,  title and interest in and to the Mortgage  Loans  described on the Mortgage
Loan Schedule  annexed  hereto as Schedule I, pursuant to and in accordance  with the terms and conditions set forth in the Agreement,  as same may be  supplemented  or modified  hereby.  Hereinafter,  the Company shall service the Mortgage  Loans for the benefit of the Purchaser and all  subsequent  transferees of the
Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.       Definitions

         For purposes of the Mortgage  Loans to be sold pursuant to this Term Sheet,  the following  terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Purchase Price Percentage:

Servicing Fee Rate:

         Except as modified herein, Section 8.01 of the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                                              HSBC MORTGAGE CORPORATION (USA)

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                             EMC MORTGAGE CORPORATION

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                SCHEDULE I

                                          MORTGAGE LOAN SCHEDULE

                                                EXHIBIT J

                                                 [RESERVED]

                                                 EXHIBIT K

                                        COMPANY'S OBLIGATIONS IN CONNECTION
                                          WITH A RECONSTITUTION

     o   The Company shall (i) possess the ability to service into a securitization; (ii) service on a
         "Scheduled/Scheduled" reporting basis (advancing through the liquidation of an REO Property),
         (iii) make compensating interest payments on payoffs and curtailments and (iv) remit and report to a master servicer in format acceptable to such master servicer by the 18th calendar day of each month, unless otherwise provided in the securitization documents.

     o   The Company shall provide an acceptable annual certification (officer's certificate) to the master servicer (as required by the Sarbanes-Oxley Act of 2002) as well as any other annual certifications required under the securitization documents (i.e. the annual statement as to compliance/annual independent certified public accountants' servicing report due by March 15 of each year).

     o   The Company shall allow for the Purchaser, the master servicer or their designee to perform a review of audited financials and net worth of the Company.

     o   The Company shall provide a Uniform Single Attestation Program certificate and Management
         Assertion as requested by the master servicer or the Purchaser.

     o   The Company shall provide information on each Custodial Account as requested by the master servicer or the Purchaser, and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

     o   The Company shall maintain its servicing system in accordance with the requirements of the master servicer.

                                             AMENDMENT REG AB
                            TO THE SELLER'S WARRANTIES AND SERVICING AGREEMENT

                  This is Amendment  Reg AB (the  "Amendment  Reg AB"),  dated as of November 7, 2005,  by and  between  EMC  Mortgage  Corporation  (the"Purchaser"),  and  HSBC  Mortgage  Corporation  (USA)  (the
"Company") to that certain Amended and Restated  Purchase,  Warranties and Servicing  Agreement,  dated as of  September  1,  2005  by  and  between  the  Company  and  the  Purchaser,  (as  amended,  modified  or supplemented, the "Existing Agreement").

                                                WITNESSETH

                  WHEREAS,  the  Company  and  the  Purchaser  have  agreed,  subject  to  the  terms  and conditions  of this  Amendment  Reg AB that the Existing  Agreement be amended to reflect  certain  agreed upon revisions to the terms of the Existing Agreement.

                  Accordingly,  the  Company and the  Purchaser  hereby  agree,  in  consideration  of the mutual  premises and mutual  obligations set forth herein,  that the Existing  Agreement is hereby amended as follows:

1.   Capitalized  terms used herein but not  otherwise  defined  shall have the  meanings set forth in the
         Existing   Agreement.   The  Existing  Agreement  is  hereby  amended  by  adding  the  following definitions in their proper alphabetical order:

                  Commission: The United States Securities and Exchange Commission.

                  Company Information: As defined in Section 2(g)(i)(A)(1).

                  Depositor:  With respect to any Securitization Transaction, the Person identified in writing to the Company by the Purchaser as depositor for such Securitization
                  Transaction.

                  Exchange Act.  The Securities Exchange Act of 1934, as amended.

                  Master  Servicer:   With  respect  to  any  Securitization   Transaction,   the  "master
                  servicer," if an, identified in the related transaction documents.

                  Qualified  Correspondent:  Any Person from which the Company  purchased  Mortgage Loans, provided that the  following  conditions  are  satisfied:  (i) such Mortgage  Loans were
                  originated   pursuant  to  an  agreement  between  the  Company  and  such  Person  that contemplated  that such Person would  underwrite  mortgage  loans from time to time, for sale to the Company,  in  accordance  with  underwriting  guidelines  designated  by the
                  Company  ("Designated  Guidelines")  or guidelines that do not vary materially from such
                  Designated  Guidelines:  (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company  within 180 days after  origination
                  (except that 1% of the  Mortgage  Loans in any  securitization  may be within 240 days);
                  (iii) either (x) the  Designated  Guidelines  were, at the time such Mortgage Loans were originated,  used by the Company in the  origination  of mortgage loans of the same type as the Mortgage  Loans for the  Company's own account or (y) the  Designated  Guidelines were, at the time such Mortgage  Loans were  underwritten,  designated by the Company on a  consistent  basis for use by lenders in  originating  mortgage  loans to be purchased by the Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company  pre-purchase  or  post-purchase  quality  assurance  procedures
                  (which may involve,  among other things,  review of a sample of mortgage loans purchased during a  particular  time  period or through  particular  channels)  designed to ensure that Persons from which it purchased  mortgage loans properly  applied the  underwriting criteria designated by the Company.

                  Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

                  Reconstitution  Agreement:  An agreement or  agreements  entered into by the Company and the Purchaser  and/or  certain third parties in connection  with a  Reconstitution  with respect to any or all of the Mortgage Loans.

                  Regulation AB: Subpart  229.1100 - Asset Backed  Securities  (Regulation  AB), 17 C.F.R.
                  §§229.1100-229.1123,  as such may be  amended  from time to time,  and  subject  to such clarification  and  interpretation  as  have  been  provided  by the  Commission  in the adopting release (Asset-Backed  Securities,  Securities Act Release No. 33-8518, 70 Fed.
                  Reg.  1,506,  1,531  (Jan.  7,  2005)) or by the staff of the  Commission,  or as may be provided by the Commission or its staff from time to time.

                  Securities Act: The federal Securities Act of 1933, as amended.

                  Securitization  Transaction:  Any  transaction  involving  either  (1) a sale  or  other transfer  of some or all of the  Mortgage  Loans  directly or  indirectly  to an issuing entity (as  defined  in  Regulation  AB) in  connection  with an  issuance  of  publicly offered or  privately  placed,  rated or unrated  mortgage-backed  securities  or (2) an issuance of publicly  offered or  privately  placed,  rated or unrated  securities,  the payments on which are  determined  primarily by reference to one or more  portfolios  of residential  mortgage  loans  consisting,  in whole  or in  part,  of some or all of the
                  Mortgage Loans.

                  Servicer:  As defined in Section 2(f)(iii).

                  Servicing  Criteria:  The  "servicing  criteria" set forth in Item 1122(d) of Regulation
                  AB, as such may be amended from time to time.

                  Static  Pool  Information:  Information  set  forth  in  Item  1105(a)  and  1105(c)  of
                  Regulation AB.

                  Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans pursuant to a Reconstitution
                  Agreement but performs one or more discrete functions identified in Item 1122(d) of
                  Regulation AB with respect to Mortgage Loans (serviced by the Company under a
                  Reconstitution Agreement) under the direction or authority of the Company or a
                  Subservicer.

                  Subservicer:  Any Person  that  services  Mortgage  Loans on behalf of the  Company  (as servicer under a  Reconstitution  Agreement) or any  Subservicer  and is responsible for the  performance  (whether  directly or through  Subservicers  or  Subcontractors)  of a substantial  portion of the  material  servicing  functions  required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement  that are identified in Item 1122(d) of Regulation AB.

                  Third  Party  Originator:  Each  Person,  other  than a  Qualified  Correspondent,  that originated Mortgage Loans acquired by the Company.

                  Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage  Loans,  other than a Securitization Transaction.

2.   The  Purchaser  and the Company  agree that the Existing  Agreement  is hereby  amended by adding the following provisions as an addendum:

         (a)      (i)      The Company hereby  represents to the Purchaser,  to any Master Servicer and to any Depositor,  as of the date on which  information is first provided to the Purchaser, any Master  Servicer or any Depositor  under  Section 2(f) that,  except as disclosed in writing to the Purchaser,  such Master  Servicer or such  Depositor  prior to such date:
                  (i) the  Company  is not aware  and has not  received  notice  that any  default,  early amortization  or  other  performance  triggering  event  has  occurred  as to any  other securitization  due to any act or failure to act of the  Company;  (ii) the  Company has not been terminated as servicer in a residential  mortgage loan  securitization,  either due to a  servicing  default  or to  application  of a  servicing  performance  test  or trigger;  (iii) no material  noncompliance  with the applicable  servicing criteria with respect to other  securitizations  of residential  mortgage loans  involving the Company as servicer has been disclosed or reported by the Company;  (iv) no material  changes to the  Company's  policies or procedures  with respect to the  servicing  function it will perform under this  Agreement and any  Reconstitution  Agreement for mortgage loans of a type  similar  to  the  Mortgage  Loans  have  occurred  during  the  three-year  period immediately preceding the related Securitization  Transaction;  (v) there are no aspects of the Company's  financial  condition that could have a material  adverse effect on the performance  by the Company of its  servicing  obligations  under this  Agreement or any
                  Reconstitution  Agreement;  (vi) there are no material legal or governmental proceedings pending  (or known to be  contemplated)  against the  Company,  any  Subservicer  or any
                  Third-Party  Originator of a type  identified  in Item 1117 of Regulation  AB; and (vii)
                  there are no affiliations,  relationships or transactions  relating to the Company,  any
                  Subservicer  or  any  Third-Party   Originator   with  respect  to  any   Securitization
                  Transaction  and  any  party  thereto  identified  by the  related  Depositor  of a type described in Item 1119 of Regulation AB.

                  (ii)     If so requested by the Purchaser,  any Master  Servicer or any Depositor on any
                  date following the date on which  information  is first  provided to the Purchaser,  any
                  Master  Servicer or any  Depositor  under  Section  2(f),  the Company shall within five
                  Business  Days,  following  such  request,  to confirm in writing  the  accuracy  of the representations  and  warranties  set forth in paragraph  (i) of this Section or, if any such  representation  and  warranty  is not  accurate  as of the  date of such  request, provide  reasonably  adequate  disclosure of the  pertinent  facts,  in writing,  to the requesting party.

         (b)      The  Company  shall use its  reasonable  best  efforts  on or before  March 1, but in no event later than March 15, of each  calendar  year,  commencing  in 2007,  to deliver to the  Purchaser,  any  Master  Servicer  and any  Depositor  a  statement  of  compliance addressed to the  Purchaser,  and Master  Servicer and such  Depositor  and signed by an authorized  officer of the  Company,  to the effect  that (i) a review of the  Company's activities  during  the  immediately  preceding  calendar  year (or  applicable  portion thereof) and of its performance  under this Agreement and any applicable  Reconstitution
                  Agreement  during such period has been made under such officer's  supervision,  and (ii)
                  to the  best of  such  officers'  knowledge,  based  on such  review,  the  Company  has
                  fulfilled   all  of  its   obligations   under  this   Agreement   and  any   applicable
                  Reconstitution  Agreement in all material  respects  throughout  such  calendar year (or applicable  portion  thereof)  or,  if there  has been a  failure  to  fulfill  any such obligation in any material  respect,  specifically  identifying  each such failure known to such officer and the nature and the status thereof.

         (c)      (i)      The Company shall use its reasonable  best efforts on or before March 1, but in no event later than March 15, of each calendar year, commencing in 2007 to:

                                     (A)    Deliver to the Purchaser, any Master Servicer and any
                           Depositor a report (in form and substance reasonably satisfactory to the
                           Purchaser, such Master Servicer and such Depositor) regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the
                           Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the
                           Company, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the
                           Purchaser at the time of any Securitization  Transaction;

                                     (B)    deliver to the Purchaser, any Master Servicer and any
                           Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the
                           Securities Act and the Exchange Act;

                                     (C)    cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(e)(ii) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (each, a
                           "Participating Entity"), to deliver to the Purchaser, and Master Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (i) and (ii) of this Section 2(c); and

                                     (D)    deliver and cause each Subservicer and Subcontractor
                           described in clause (c) to provide , to the Purchaser, and Master Servicer, any Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and
                           15d-14(d) under the Exchange Act (pursuant to Section 302 of the
                           Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification signed by the appropriate officer of the company in the form attached hereto as Exhibit A.

                           The Company acknowledges that the parties identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

                           (ii)     Each assessment of compliance provided by a Subservicer pursuant to
                  Section 2(c)(i)(A) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 2(c)(i)(C)
                  need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(e).

         (d)      [Reserved]

         (e)      The Company  shall not hire or  otherwise  utilize the  services of any  Subservicer  to fulfill any of the  obligations  of the Company as servicer  under this Agreement or any
                  Reconstitution  Agreement  unless the Company complies with the provisions of clause (i)
                  of this  Section.  The Company  shall not hire or otherwise  utilize the services of any
                  Subcontractor,  and shall not permit any  Subservicer  to hire or otherwise  utilize the services  of any  Subcontractor,  to fulfill  any of the  obligations  of the Company as servicer  under this  Agreement  or any  Reconstitution  Agreement  unless  the  Company complies with the provisions of 2(e)(ii) of this Section.

                           (i)      It shall not be  necessary  for the Company to seek the consent of the
                  Purchaser,   any  Master   Servicer  or  any  Depositor  to  the   utilization   of  any
                  Subservicer.  The  Company  shall cause any  Subservicer  used by the Company (or by any
                  Subservicer)  for the  benefit of the  Purchaser  and any  Depositor  to comply with the provisions of this Section and with Sections 2(a),  2(b), 2(c),  2(f)(iii),  2(f)(v) and
                  2(g) of this Agreement to the same extent as if such Subservicer  were the Company,  and to provide the  information  required  with respect to such  Subservicer  under  Section
                  2(f)(iv) of this  Agreement.  The Company shall be  responsible  for obtaining from each
                  Subservicer  and  delivering to the Purchaser and any Depositor any servicer  compliance statement  required  to be  delivered  by  such  Subservicer  under  Section  2(b),  any assessment of compliance and  attestation  required to be delivered by such  Subservicer under  Section  2(c) and any  certification  required to be delivered to the Person that will be  responsible  for signing the Sarbanes  Certification  under Section 2(c) as and when required to be delivered.

                           (ii)     It shall not be  necessary  for the Company to seek the consent of the
                  Purchaser or any Depositor to the  utilization of any  Subcontractor.  The Company shall promptly  upon request  provide to the  Purchaser  and any Depositor (or any designee of the Depositor,  such as any Master Servicer or an  administrator) a written  description
                  (in form and substance  satisfactory  to the  Purchaser,  such Depositor and such Master
                  Servicer)  of the role and  function  of each  Subcontractor  utilized by the Company or any Subservicer,  specifying (A) the identity of each such Subcontractor,  (B) which (if any) of such  Subcontractors are Participating  Entities,  and (C) which elements of the
                  Servicing  Criteria  will be addressed in  assessments  of  compliance  provided by each
                  Subcontractor identified pursuant to clause (B) of this paragraph.

                  As a condition to the utilization of any  Subcontractor  determined to be "participating in the  servicing  function"  within  the  meaning  of Item 1122 of  Regulation  AB, the
                  Company shall cause any such  Subcontractor  used by the Company (or by any Subservicer)
                  for the benefit of the  Purchaser  and any  Depositor to comply with the  provisions  of
                  Sections  2(c) and 2(g) of this  Agreement  to the same extent as if such  Subcontractor
                  were  the  Company.   The  Company  shall  be   responsible   for  obtaining  from  each
                  Subcontractor  and  delivering to the  Purchaser  and any  Depositor  any  assessment of compliance  and  attestation  and the other  certifications  required to be delivered by such  Subservicer  and such  Subcontractor  under Section 2(c), in each case as and when required to be delivered.

     (f) In  connection  with any  Securitization  Transaction  the Company shall (1) within five Business
         Days following  request by the Purchaser or any  Depositor,  to provide to the Purchaser and such
         Depositor  (or,  as  applicable,  cause  each  Third-Party  Originator  and each  Subservicer  to provide),  in writing and in form and  substance  reasonably  satisfactory  to the  Purchaser and such  Depositor,  the information and materials  specified in paragraphs (i), (ii),  (iii),  (vi)
         and (vii) of this  Section  2(f),  and (2) as  promptly  as  practicable  following  notice to or discovery by the Company,  provide to the  Purchaser  and any  Depositor  (in writing and in form and  substance  reasonably  satisfactory  to the Purchaser and such  Depositor)  the  information specified in paragraph (iv) of this Section.

                        (i)         If so requested by the Purchaser or any  Depositor in connection  with a Securitization  Transaction,  the Company shall provide such information regarding (x)
                  the Company,  as originator of the Mortgage Loans  (including as an acquirer of Mortgage
                  Loans from a Qualified  Correspondent),  or (y) each Third-Party Originator,  and (z) as applicable,  each Subservicer,  as is requested for the purpose of compliance with Items
                  1103(a)(1),  1105,  1110,  1117  and  1119 of  Regulation  AB.  Such  information  shall include, at a minimum:

                                    (A)     the originator's form of organization;

                                    (B)     a description of the originator's origination program and
                           how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage
                           Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage
                           Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of
                           Regulation AB;

                                    (C)     a description of any material legal or governmental
                           proceedings pending (or known to be contemplated) of a type described in Item
                           1117 of Regulation AB against the Company, each Third-Party Originator and each Subservicer; and

                                    (D)     a description of any affiliation or relationship of a type described in Item 1119 of Regulation AB between the Company, each Third-Party
                           Originator, each Subservicer and any of the following parties to a
                           Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization
                           Transaction:

                                            (1)      the sponsor;
                                            (2)      the depositor;
                                            (3)      the issuing entity;
                                            (4)      any servicer;
                                            (5)      any trustee;
                                            (6)      any originator;
                                            (7)      any significant obligor;
                                            (8)      any enhancement or support provider; and
                                            (9)      any other material transaction party.

                           (ii)     If so requested by the Purchaser or any  Depositor,  the Company shall provide (or, as applicable,  cause each  Third-Party  Originator to provide) Static Pool
                  Information  with  respect  to the  mortgage  loans (of a similar  type as the  Mortgage
                  Loans, as reasonably  identified by the Purchaser as provided  below)  originated by (a)
                  the  Company,  if the  Company is an  originator  of  Mortgage  Loans  (including  as an
                  acquirer  of  Mortgage   Loans  from  a  Qualified   Correspondent),   and/or  (b)  each
                  Third-Party  Originator.  Such Static Pool Information  shall be prepared by the Company
                  (or Third-Party  Originator) on the basis of its reasonable,  good faith  interpretation of the  requirements of Item  1105(a)(1)-(3)  of Regulation AB. To the extent that there is  reasonably  available  to  the  Company  (or  Third-Party  Originator)  Static  Pool
                  Information  with  respect to more than one  mortgage  loan type,  the  Purchaser or any
                  Depositor  shall be entitled to specify  whether some or all of such  information  shall be provided  pursuant  to this  paragraph.  The content of such Static Pool  Information may be in the form customarily  provided by the Company,  and need not be customized for the  Purchaser  or  any  Depositor.  Such  Static  Pool  Information  for  each  vintage origination  year or prior  securitized  pool,  as  applicable,  shall be  presented  in increments  no less  frequently  than  quarterly  over  the life of the  mortgage  loans included in the vintage  origination  year or prior  securitized  pool.  The most recent periodic  increment  must be as of a date no later  than  135 days  prior to the date of the  prospectus or other  offering  document in which the Static Pool  Information is to be  included  or  incorporated  by  reference.  The  Static  Pool  Information  shall be provided in an  electronic  format that provides a permanent  record of the  information provided,  such as a portable  document  format  (pdf)  file,  or other such  electronic format reasonably required by the Purchaser or the Depositor, as applicable.

                  Promptly  following  notice or discovery of a material error in Static Pool  Information provided  pursuant to the  immediately  preceding  paragraph  (including  an omission to include therein  information  required to be provided  pursuant to such paragraph),  the
                  Company  shall  provide  corrected  Static  Pool  Information  to the  Purchaser  or any
                  Depositor,  as  applicable,  in the same  format in which  Static Pool  Information  was previously provided to such party by the Company.

                  If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or
                  Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party
                  Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

                           (iii)    If so requested by the Purchaser or any  Depositor,  the Company shall provide such information  regarding the Company,  as servicer of the Mortgage Loans, and each  Subservicer  (each of the  Company  and each  Subservicer,  for  purposes  of this paragraph,  a  "Servicer"),  as is requested  for the purpose of  compliance  with Items
                  1108, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

                                    (A)     the Servicer's form of organization;

                                    (1)              (B)      a description of how long the Servicer has
                           been servicing residential mortgage loans; a general discussion of the
                           Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution
                           Agreements; information regarding the size, composition and growth of the
                           Servicer's portfolio of residential mortgage loans of a type similar to the
                           Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                                                     (2)      (1)      whether any prior securitizations
                                            of mortgage loans of a type similar to the Mortgage Loans
                                            involving the Servicer have defaulted or experienced an
                                            early amortization or other performance triggering event
                                            because of servicing during the three-year period
                                            immediately preceding the related Securitization Transaction;
                                                     (2)      the extent of outsourcing the Servicer
                                            utilizes;
                                                     (3)      whether there has been previous disclosure
                                            of material noncompliance with the applicable servicing
                                            criteria with respect to other securitizations of
                                            residential mortgage loans involving the Servicer as a
                                            servicer during the three-year period immediately preceding the related Securitization Transaction;
                                                     (4)      whether the Servicer has been terminated
                                            as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a
                                            servicing performance test or trigger; and
                                                     (5)      such other information as the Purchaser or
                                            any Depositor may reasonably request for the purpose of
                                            compliance with Item 1108(b)(2) of Regulation AB;

                                    (3)              (C)      a description of any material changes
                           during the three-year period immediately preceding the related Securitization
                           Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution
                           Agreements for mortgage loans of a type similar to the Mortgage Loans;

                                    (4)              (D)      information regarding the Servicer's
                           financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

                                    (5)              (E)      information regarding advances made by the
                           Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                                    (6)              (F)      a description of the Servicer's processes
                           and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                                    (G)     a description of the Servicer's processes for handling
                           delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

                                    (H)     information  as to how  the  Servicer  defines  or  determines delinquencies  and  charge-offs,  including  the  effect of any grace  period,
                            re-aging,   restructuring,   partial  payments  considered  current  or  other
                            practices with respect to delinquency and loss experience; and

                                    (I)     a description of any material legal or governmental
                           proceedings pending (or known to be contemplated) against the Servicer;

                                    (J)     a description of any affiliation or relationship between the
                            Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any
                            Depositor in writing in advance of such Securitization Transaction:

                                            (1)      the sponsor;
                                            (2)      the depositor;
                                            (3)      the issuing entity;
                                            (4)      any servicer;
                                            (5)      any trustee;
                                            (6)      any originator;
                                            (7)      any significant obligor;
                                            (8)      any enhancement or support provider; and
                                            (9)      any other material transaction party.

                           (iv)     [For the purpose of  satisfying  the  reporting  obligation  under the
                  Exchange Act with respect to any class of  asset-backed  securities,  the Company  shall
                  (or shall cause each  Subservicer  and  Third-Party  Originator  to) (i) provide  prompt notice to the  Purchaser,  and Master  Servicer and any  Depositor in writing of (A) any material  litigation or  governmental  proceedings  of a type  described in Item 1117 of
                  Regulation AB involving  the Company,  any  Subservicer  or any  Third-Party  Originator
                  (B)) any  affiliations  or  relationships  that develop  following the closing date of a
                  Securitization  between the Company,  any Subservicer or any Third-Party  Originator and
                  any of the parties  specified in clause (D) of  paragraph  (i) of this Section 2(f) (and any other parties  identified in writing by the  requesting  party) with respect to such
                  Securitization  Transaction,   (C)  any  Event  of  Default  under  the  terms  of  this
                  Agreement or any  Reconstitution  Agreement,  (D) any merger,  consolidation  or sale of substantially  all of the assets of the Company,  and (E) the  Company's  entry into any agreement  with a  Subservicer  to  perform or assist in the  performance  of any of the
                  Company's  obligations  under this  Agreement or any  Reconstitution  Agreement and (ii)
                  provide  to  the  Purchaser  and  any  Depositor  a  description  of  such  proceedings, affiliations or  relationships.  All notification  pursuant to clause (A) should be sent to:

                  EMC Mortgage Corporation

                  2780 Lake Vista Drive

                  Lewisville, TX 75067-3884

                  Attention:  Conduit Seller Approval Dept.

                  Facsimile:  (214) 626-3751

                  Email:  sellerapproval@bear.com

                  With a copy to:

                  Bear, Stearns & Co. Inc.

                  383 Madison Avenue, 3rd floor

                  New York, NY 10179

                  Attention:  Global Credit Administration

                  Facsimile:  (212) 272-6564

                  Notifications pursuant to clause (B) should be sent to:

                  EMC Mortgage Corporation

                  Two Mac Arthur Ridge

                  909 Hidden Ridge Drive, Suite 200

                  Irving, TX 75038

                  Attention:  Associate General Counsel for Loan Administration

                  Facsimile:  (972) 831-2555

                  With copies to:

                  Bear, Stearns & Co. Inc.

                  383 Madison Avenue, 3rd floor

                  New York, NY 10179

                  Attention:  Global Credit Authorization

                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation

                  2780 Lake Vista Drive

                  Lewisville, TX 75067-3884

                  Attention:  Conduit Seller Approval Dept.

                  Facsimile:  (214) 626-3751

                  Email:  sellerapproval@bear.com

                           (v)      As a condition to the succession to the Company or any  Subservicer as servicer or  subservicer  under this  Agreement or any  Reconstitution  Agreement by any
                  Person (i) into which the  Company or such  Subservicer  may be merged or  consolidated, or (ii) which may be  appointed as a successor  to the Company or any  Subservicer,  the
                  Company  shall  provide to the  Purchaser,  any Master  Servicer and any  Depositor,  at
                  least 15 calendar days prior to the effective  date of such  succession or  appointment,
                  (x)  written  notice  to  the  Purchaser  and  any  Depositor  of  such   succession  or
                  appointment  and (y) in writing and in form and  substance  reasonably  satisfactory  to
                  the  Purchaser  and  such  Depositor,   all  information  reasonably  requested  by  the
                  Purchaser or any Depositor in order to comply with its reporting  obligation  under Item
                  6.02 of Form 8-K with respect to any class of asset-backed securities.

                           (vi)     In  addition to such  information  as the  Company,  as  servicer,  is obligated to provide  pursuant to other  provisions of this  Agreement,[ not later than ten days prior to the deadline for the filing of any  distribution  report on Form 10-D in respect of any  Securitization  Transaction  that includes any of the Mortgage Loans serviced  by the  Company  or any  Subservicer,  the  Company or such  Subservicer,  as applicable,  shall,  but  only  to the  extent  the  Company  or such  Subservicer  has knowledge,  provide to the party  responsible  for filing  such report  (including,  if applicable,  the Master  Servicer)  notice of the  occurrence  of any of the  following events  along  with all  information,  data,  and  material  related  thereto as may be required to be included in the related  distribution  report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                                     i.  any  material  modifications,  extensions  or waivers of Mortgage
                                         Loans  serviced by the Company or its  Subservicer  terms,  fees, penalties  or  payments  during the  distribution  period or that have  cumulatively  become  material over time (Item  1121(a)(11)
                                         of Regulation AB);

                                     ii. material  breaches of Mortgage  Loans  serviced by the Company or its  Subservicers  representations  or warranties or  transaction covenants (Item 1121(a)(12) of Regulation AB); and

                                     iii.information   regarding  any  Mortgage   Loans  serviced  by  the
                                         Company  or  its  Subservicers   changes  (such  as,   additions,
                                         substitutions  or  repurchases),  and  any  material  changes  in origination,  underwriting  or other criteria for  acquisition or selection  of pool assets as it relates to a  substitution  (Item
                                         1121(a)(14) of Regulation AB),

                           the  Company  shall  provide  to the  Purchaser,  any Master  Servicer  and any
                  Depositor,  evidence of the authorization of the person signing any  certification  and, no more than once a year,  copies or other  evidence  of  Fidelity  Bond  Insurance  and
                  Errors and Omission  Insurance  Policy,  financial  information  and  reports,  and such other  information  related to the  Company or any  Subservicer  or the  Company or such
                  Subservicer's  performance  hereunder,   which  items  may  be  accepted  in  the  forms
                  acceptable to the Company's and Subservicer's regulators or the agencies.  [ (i)
                  The Company shall  indemnify the Purchaser,  each  affiliate of the Purchaser,  and each of the following  parties  participating in a Securitization  Transaction:  each sponsor and issuing entity;  each Person  (including,  but not limited to, any Master  Servicer, if  applicable)  responsible  for the  preparation,  execution  or filing of any  report
                  required  to  be  filed  with  the  Commission  with  respect  to  such   Securitization
                  Transaction,  or for  execution of a  certification  pursuant to Rule  13a-14(d) or Rule
                  15d-14(d) under the Exchange Act with respect to such Securitization  Transaction;  each broker dealer acting as underwriter,  placement agent or initial purchaser,  each Person who controls any of such parties or the  Depositor  (within the meaning of Section 15 of the Securities  Act and Section 20 of the Exchange Act); and the respective  present and former  directors,  officers,  employees  ,agents ] of each of the  foregoing and of the
                  Depositor  (each,  an  "Indemnified  Party"),  and shall hold each of them harmless from and against any claims, losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                           (A)(1)   any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data,  accountants' letter or other material provided in written or electronic form under this Amendment Reg AB by or on behalf of the Company, or provided under this Amendment Reg AB by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the
                  "Company Information"), or (2) the omission or alleged omission to state in the Company
                  Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company
                  Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                           (B)      any breach by the Company of its obligations under this agreement, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg
                  AB, including any failure by the Company to identify pursuant to Section 2(e)(ii) any
                  Subcontractor "participating in the servicing function" within the meaning of Item
                  1122 of Regulation AB; or

                           (C)      any breach by the Company of a representation or warranty set forth in Section 2(a)(i) or in a writing furnished pursuant to Section
                                    2(a)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section
                                    2(a)(ii) to the extent made as of a date subsequent to such closing date.
                           (D)      The negligence bad faith or willful misconduct of the Company in connection with its performance under this Amendment.

                           If the indemnification provided for herein is unavailable or insufficient as determined by a court of law to hold harmless an Indemnified Party, then the
                           Company agrees that it shall contribute to the amount paid or payable by such
                           Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect relative fault of such Indemnified Party on the one hand and the
                           Company on the other.
                           In the case of any failure of  performance  described in clause  (i)(B) of this
                  Section 2(g), the Company shall  promptly  reimburse the  Purchaser,  any Depositor,  as applicable,  and each Person  responsible  for the  preparation,  execution or filing of
                  any  report   required  to  be  filed  with  the   Commission   with   respect  to  such
                  Securitization  Transaction,  or for  execution  of a  certification  pursuant  to  Rule
                  13a-14(d) or Rule 15d-14(d)  under the Exchange Act with respect to such  Securitization
                  Transaction,  for all costs  reasonably  incurred  by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other  material  not delivered  as  required  by the  Company,  any  Subservicer,  any  Subcontractor  or any
                  Third-Party Originator.

                           This  indemnification  shall survive the  termination  of this Agreement or the termination of any party to this Agreement.

                  (ii)     (A)      Any failure by the Company, any Subservicer, any Subcontractor or any
                  Third-Party Originator to deliver any information, report, certification, accountants'
                  letter or other material when and as required under this Amendment Reg AB, or any breach by the Company of a representation or warranty set forth in Section 2(a)(i)  or in a writing furnished pursuant to Section 2(a)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(a)(ii) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (B) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or any
                  Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable
                  Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the
                  Company and if the Company is servicing any of the Mortgage Loans in a Securitization
                  Transaction appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                           (B)      Any failure by the Company, any Subservicer or any Subcontractor to
                  deliver any information, report, certification or accountants' letter when and as required under Section 2(b) or 2(c), including (except as provided below) any failure by the Company to identify pursuant to Section 2(e)(ii) any Subcontractor
                  "participating in the servicing function" within the meaning of Item 1122 of Regulation
                  AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any
                  Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment  (notwithstanding anything in this
                  Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution
                  Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                           Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (ii)(B) if a failure of the Company to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

                  (C)      The Company  shall  promptly  reimburse  the  Purchaser (or any designee of the
                  Purchaser,  such  as a  master  servicer)  and any  Depositor,  as  applicable,  for all reasonable  expenses  incurred by the Purchaser (or such  designee) or such Depositor as such are incurred,  in connection  with the  termination  of the Company as servicer and the  transfer  of  servicing  of  the  Mortgage  Loans  to  a  successor  servicer.  The provisions  of this  paragraph  shall not limit  whatever  rights the  Purchaser  or any
                  Depositor  may have under  other  provisions  of this  Agreement  and/or any  applicable
                  Reconstitution  Agreement or  otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

                  (iii) The  Purchaser  shall  indemnify  the Company,  each  affiliate of the Company and each Person who  controls the Company or such  affiliate  and their  respective  present and former  directors,  officers,  employees and agents,  and hold each of them harmless from and against any losses,  damages,  penalties,  fines,  forfeitures,  legal fees and expenses  and related  costs,  judgments,  and any other costs,  fees and expenses  that each of them may sustain  arising  out of or based upon any claims  arising out of or in connection  with  any  information  set  forth  in any  offering  document  prepared  in connection  with any  Securitization  Transaction  other than a  statement  or  omission arising out of, resulting from, or based upon the Company Information.

                  For purposes of the Amendment and any related provisions  thereto,  each Master Servicer shall be  considered a third-party  beneficiary  of this  Agreement,  entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

3.   The Company  acknowledges that a Subservicer or Subcontractor  that performs services with respect to mortgage  loans  involved in a  Securitization  Transaction in addition to the Mortgage Loans may be determined by a Depositor to be a Participating  Entity on the basis of the aggregate  balance of such mortgage loans,  without regard to whether such Subservicer or  Subcontractor  would be a
         Participating  Entity with respect to the Mortgage  Loans viewed in isolation.  The Company shall
         (A)  respond as  promptly  as  practicable  to any good faith  request  by the  Purchaser  or any
         Depositor for information  regarding each Subservicer and each  Subcontractor  and (B) cause each
         Subservicer  and  each  Subcontractor  with  respect  to which  the  Purchaser  or any  Depositor requests  delivery of an assessment of compliance  and  accountants'  attestation to deliver such within the time required under Section 2(c).

4.   Notwithstanding  any other  provision  of this  Amendment  Reg AB,  (i) the  Company  shall  seek the consent of the Purchaser for the  utilization  of all third party  service  providers,  including
         Subservicers  and  Subcontractors,  when  required  by and in  accordance  with the  terms of the
         Existing  Agreement  and  (ii)  references  to the  Purchaser  shall be  deemed  to  include  any assignees or designees of the Purchaser, such as any Depositor, a master servicer or a trustee.

5.   The Existing  Agreement is hereby  amended by adding the  Exhibits  attached  hereto as Exhibit A and
         Exhibit B to the end thereto.

6.   References  in this  Amendment  Reg AB to "this  Agreement"  or words of  similar  import  (including indirect  references  to the  Agreement)  shall  be  deemed  to be  references  to  the  Existing
         Agreement  as amended by this  Amendment  Reg AB.  Except as  expressly  amended and  modified by this Amendment Reg AB, the Agreement  shall  continue to be, and shall remain,  in full force and effect in accordance  with its terms.  In the event of a conflict  between this  Amendment Reg AB and any other document or agreement,  including without limitation the Existing  Agreement,  this
         Amendment Reg AB shall control.

7.   This  Amendment Reg AB shall be governed by and  construed in  accordance  with the laws of the State of New York, or federal law as  applicable,  without  reference to its conflict of law provisions
         (other than Section  5-1401 of the General  Obligations  Law),  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

8.   This  Amendment Reg AB may be executed in one or more  counterparts  and by different  parties hereto on separate  counterparts,  each of which,  when so executed,  shall  constitute one and the same agreement.

9.   This  Amendment Reg AB shall bind and inure to the benefit of and be  enforceable  by the Company and the  Purchaser  and the  respective  permitted  successors  and  assigns of the  Company  and the successors and assigns of the Purchaser.

10.  This  Amendment Reg AB will become  effective as of the date first  mentioned  above.  This Amendment
         Reg AB shall not be assigned,  pledged or  hypothecated  by the Company to a third party  without the prior  written  consent of the  Purchaser,  which consent may be withheld by the Purchaser in its  sole  discretion.  The  Existing  Agreement  as  amended  by  this  Amendment  Reg AB may be assigned,  pledged or  hypothecated by the Purchaser in whole or in part, and with respect to one or  more  of  the  Mortgage  Loans,  without  the  consent  of the  Company.  There  shall  be no limitation on the number of assignments  or transfers  allowable by the Purchaser with respect to the Mortgage Loans and this Amendment Reg AB and the Existing Agreement.

11.  Intent of the Parties; Reasonableness.

         The Purchaser and the Company acknowledge and agree that the purpose of this Amendment Reg AB is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any
Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

         Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the
Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of
Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any
Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, any Master
Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any
Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser, any Master Servicer or any Depositor to be necessary in order to effect such compliance.

         The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation
AB.

         For purposes of clarification, the provisions, covenants and or requirements of this Amendment are only applicable with respect to those Mortgage Loans being securitized in a Securitization
Transaction

                                 [Signatures Commence on Following Page]

                  IN WITNESS  WHEREOF,  the parties have caused  their names to be signed  hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                    Purchaser

                                                    By:  _________________________________
                                                    Name:  _______________________________
                                                    Title:  ______________________________

                                                    HSBC Mortgage Corporation (USA)

                                                    Company

                                                    By:  _________________________________
                                                    Name:  _______________________________
                                                    Title:  ______________________________

                                                EXHIBIT A

                                       FORM OF ANNUAL CERTIFICATION

I.       The   [   ]    agreement    dated   as   of   [   ],    200[   ]   (the    "Agreement"),
         among [IDENTIFY PARTIES]

         I, ________________________________, the _______________________ of [NAME OF COMPANY (the
"Company")], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities
Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

                  (1)      I have reviewed the servicer  compliance  statement of the Company  provided in accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the Company's  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  "Servicing  Criteria"),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act")  and Item  1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the  "Company
         Servicing Information");

                  (2)      Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not  contain  any  untrue  statement  of a material  fact or omit to state a  material  fact necessary  to make the  statements  made,  in the light of the  circumstances  under  which  such statements  were made, not  misleading  with respect to the period of time covered by the Company
         Servicing Information;

                  (3)      Based on my knowledge,  all of the Company Servicing Information required to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

                  (4)      I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review  conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the
         Servicing  Assessment or the Attestation  Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

                  (5)      The Compliance  Statement  required to be delivered by the Company  pursuant to the Agreement,  and the Servicing  Assessment and  Attestation  Report required to be provided by the  Company  and by any  Subservicer  or  Subcontractor  pursuant  to the  Agreement,  have been
         provided  to  the  [Depositor]  [Master  Servicer].   Any  material  instances  of  noncompliance
         described  in such  reports  have  been  disclosed  to the  [Depositor]  [Master  Servicer].  Any material  instance of  noncompliance  with the  Servicing  Criteria  has been  disclosed  in such reports.

         1.

                                                     Date:    _________________________

                                                     By:  ________________________________
                                                     Name:
                                                     Title:

                                                EXHIBIT B

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

------------------------------------------------------------------------------------------ ----------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
------------------------------------------------------------------------------------------ ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                                       General Servicing Considerations
--------------------                                                                       ----------------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance               x
                     or other triggers and events of default in accordance with the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(1)(ii)       If any material servicing activities are outsourced to third                    x
                     parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
--------------------                                                                       ----------------------
1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
--------------------                                                                       ----------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on the             x
                     party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                     agreements.
--------------------                                                                       ----------------------
                                      Cash Collection and Administration
--------------------                                                                       ----------------------
1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate                   x
                     custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to              x
                     an investor are made only by authorized personnel.
--------------------                                                                       ----------------------
1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows               x
                     or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
--------------------                                                                       ----------------------
                     The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g., with                    x
                     respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)       agreements.
--------------------                                                                       ----------------------
1122(d)(2)(v)        Each custodial account is maintained at a federally insured                     x
                     depository institution as set forth in the transaction agreements.
                     For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange Act.
--------------------                                                                       ----------------------
1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized access.
--------------------                                                                       ----------------------
1122(d)(2)(vii)       Reconciliations are prepared on a monthly basis for all                        x
                     asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                     These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
                                      Investor Remittances and Reporting
--------------------                                                                       ----------------------
1122(d)(3)(i)        Reports to investors, including those to be filed with the                      X
                     Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                     investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                     Servicer.
--------------------                                                                       ----------------------
1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in accordance               X
                     with timeframes, distribution priority and other terms set forth in the transaction agreements.
--------------------                                                                       ----------------------
                     Disbursements made to an investor are posted within two business
                     days to the Servicer's investor records, or such other number of                X
1122(d)(3)(iii)      days specified in the transaction agreements.
--------------------                                                                       ----------------------
                     Amounts remitted to investors per the investor reports agree with
                     cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)       statements.
--------------------                                                                       ----------------------
                                          Pool Asset Administration                                  X
--------------------                                                                       ----------------------
1122(d)(4)(i)         Collateral or security on mortgage loans is maintained as required             X
                     by the transaction agreements or related mortgage loan documents.
--------------------                                                                       ----------------------
                     Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)       the transaction agreements
--------------------                                                                       ----------------------
1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are                  X
                     made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in                      X
                     accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
--------------------                                                                       ----------------------
1122(d)(4)(v)        The Servicer's records regarding the mortgage loans agree with the              X
                     Servicer's records with respect to an obligor's unpaid principal balance.
--------------------                                                                       ----------------------
1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's                     X
                     mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
--------------------                                                                       ----------------------
1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                     modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(4)(viii)     Records documenting collection efforts are maintained during the                X
                     period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
--------------------                                                                       ----------------------
1122(d)(4)(ix)       Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
--------------------                                                                       ----------------------
1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                     interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
--------------------                                                                       ----------------------
                     Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction
1122(d)(4)(xiii)     agreements.
--------------------                                                                       ----------------------
1122(d)(4)(xiv)       Delinquencies, charge-offs and uncollectible accounts are
                     recognized and recorded in accordance with the transaction agreements.
--------------------                                                                       ----------------------
                     Any external enhancement or other support, identified in Item
                     1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)       as set forth in the transaction agreements.
--------------------                                                                       ----------------------
                     ---------------------------------------------------------------------

-------------------- --------------------------------------------------------------------- ----------------------

                                                     [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                                     Date:    _________________________

                                                     By:  ________________________________
                                                     Name:
                                                     Title:

                                                                                               EXHIBIT H-6

                                         EMC MORTGAGE CORPORATION
                                                Purchaser,

                                          MID AMERICA BANK, FSB

                                                 Company,

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                       Dated as of February 1, 2006

                                (Fixed and Adjustable Rate Mortgage Loans)

                                                ARTICLE I

                                                ARTICLE I

Section 1.01     Defined Terms.............................................................................1

                                                ARTICLE II

                                               ARTICLE III

                                                ARTICLE IV

Section 4.08     Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage

                                                ARTICLE V

                                                ARTICLE VI

                                               ARTICLE VII

Section 7.01     Company Shall Provide Information as Reasonably Required.................................57

                                               ARTICLE VIII

                                                ARTICLE IX

Section 9.01     Events of Default........................................................................62
Section 9.02     Waiver of Defaults.......................................................................63

                                                ARTICLE X

Section 10.01     Termination.............................................................................64

                                                ARTICLE XI

EXHIBITS
   A               Contents of Mortgage File
   B               Custodial Account Letter Agreement
   C               Escrow Account Letter Agreement
   D               Form of Purchase, Assignment, Assumption and Recognition Agreement
   E               Form of Trial Balance
   F               [Reserved]
   G               Request for Release of Documents and Receipt
   H               Company's Underwriting Guidelines
   I               Term Sheet
   J               Reconstituted Mortgage Loan Reporting

         This is a  Purchase,  Warranties  and  Servicing  Agreement,  dated as of February 1, 2006 and is executed  between EMC MORTGAGE  CORPORATION,  as Purchaser,  with offices  located at Mac Arthur Ridge II,
909 Hidden Ridge Drive,  Suite 200,  Irving,  Texas 75038, and Mid America Bank, fsb, with offices located at 2650 Warrenville Road, Suite 500, Downers Grove, Illinois 60515.

                                          W I T N E S S E T H :

         WHEREAS,  the  Purchaser has  heretofore  agreed to purchase from the Company and the Company has heretofore  agreed to sell to the  Purchaser,  from time to time,  certain  Mortgage  Loans on a servicing retained basis;

         WHEREAS,  each of the Mortgage  Loans is secured by a mortgage,  deed of trust or other  security instrument  creating a first lien on a residential  dwelling located in the jurisdiction  indicated on the
Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

         WHEREAS,  the Purchaser and the Company wish to prescribe the  representations  and warranties of the Company with respect to itself and the Mortgage  Loans and the  management,  servicing  and control of the Mortgage Loans;

         NOW,  THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the Purchaser and the Company agree as follows:

                                                ARTICLE I

                                               DEFINITIONS

         Section 1.01  Defined Terms.

         Whenever used in this Agreement,  the following words and phrases,  unless the context  otherwise requires, shall have the following meaning specified in this Article:

         Accepted  Servicing  Practices:  With  respect to any Mortgage  Loan,  those  mortgage  servicing practices  (including  collection  procedures)  of prudent  mortgage  banking  institutions  which service mortgage  loans of the same type as such Mortgage  Loan in the  jurisdiction  where the related  Mortgaged
Property is located,  and which are in accordance with Fannie Mae servicing practices and procedures,  for
MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

         Adjustment  Date:  With respect to each  adjustable  rate  Mortgage  Loan,  the date on which the
Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agreement:  This Purchase,  Warranties  and Servicing  Agreement  including all exhibits  hereto, amendments hereof and supplements hereto.

         Appraised Value:  With respect to any Mortgaged  Property,  the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the  Origination  Date of the Mortgage Loan by a
Qualified Appraiser.

         Assignment:  An  individual  assignment  of  the  Mortgage,  notice  of  transfer  or  equivalent instrument,  in  recordable  form,  sufficient  under the laws of the  jurisdiction  wherein  the  related
Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         BIF:  The Bank Insurance Fund, or any successor thereto.

         Business  Day:  Any day other  than:  (i) a Saturday  or Sunday,  or (ii) a legal  holiday in the
State of New York or State of  Illinois,  or (iii) a day on which  banks in the State of New York or State of Illinois are authorized or obligated by law or executive order to be closed.

         Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Code:    The Internal Revenue Code of 1986, or any successor statute thereto.

         Company:          Mid America Bank, fsb, its successors in interest and assigns,  as permitted by this Agreement.

         Company's Officer's  Certificate:  A certificate signed by the Chairman of the Board,  President, any Vice  President,  Secretary or Treasurer of the Company  stating the date by which the Company expects to receive any missing documents sent for recording from the applicable recording office.

         Condemnation  Proceeds:  All awards or  settlements in respect of a Mortgaged  Property,  whether permanent or temporary,  partial or entire,  by exercise of the power of eminent  domain or  condemnation, to the extent not  required  to be released to a  Mortgagor  in  accordance  with the terms of the related
Mortgage Loan Documents.

         Confirmation:  The  trade  confirmation  letter  between  the  Purchaser  and the  Company  which relates to the Mortgage Loans.

         Consumer Information:  Information including,  but not limited to, all personal information about
Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

         Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit  occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op Loan:  A Mortgage  Loan secured by the pledge of stock  allocated  to a dwelling  unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Current Appraised Value:   With  respect  to  any  Mortgaged  Property,   the  value  thereof  as
determined by an appraisal  made for the Company (by a Qualified  Appraiser) at the request of a Mortgagor for the purpose of canceling a Primary  Mortgage  Insurance  Policy in accordance with federal,  state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

         Current LTV:      The ratio of the Stated  Principal  Balance of a Mortgage  Loan to the  Current
Appraised Value of the Mortgaged Property.

         Custodial  Account:  Each separate demand account or accounts created and maintained  pursuant to
Section  4.04 which shall be entitled  "Mid  America  Bank,  fsb, in trust for the  [Purchaser],  Owner of
Mortgage  Loans" and shall be  established in an Eligible  Account,  in the name of the Person that is the
"Purchaser" with respect to the related Mortgage Loans.

         Custodian:  With respect to any Mortgage Loan,  the entity stated on the related Term Sheet,  and its successors and assigns, as custodian for the Purchaser.

         Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Determination  Date:  The 15th day (or if such 15th day is not a Business  Day,  the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

         Due Date:  With respect to each Mortgage Loan, the day of the month on which the Monthly  Payment is due on a Mortgage Loan, exclusive of any days of grace, which is the first day of the month.

         Due Period:  With respect to any  Remittance  Date,  the period  commencing  on the second day of the month  preceding  the month of such  Remittance  Date and  ending on the first day of the month of the
Remittance Date.

         Electronic Transmission:  As defined in Section 11.14.

         Eligible  Account:  An account  established  and  maintained:  (i) within FDIC  insured  accounts created,  maintained and monitored by the Company so that all funds  deposited  therein are fully insured, or (ii) as a trust  account with the  corporate  trust  department  of a depository  institution  or trust company  organized  under the laws of the United States of America or any one of the states thereof or the
District of Columbia  which is not  affiliated  with the  Company (or any  sub-servicer)  or (iii) with an
entity  which  is  an   institution   whose   deposits  are  insured  by  the  FDIC,   the  unsecured  and
uncollateralized  long-term  debt  obligations of which shall be rated "A2" or higher by Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable  Rating
Agency,  and which is either (a) a federal savings  association  duly organized,  validly  existing and in good standing under the federal banking laws, (b) an institution  duly organized,  validly existing and in good standing under the applicable  banking laws of any state,  (c) a national banking  association  under the federal banking laws, or (d) a principal  subsidiary of a bank holding  company,  or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities,  the equivalent  required  ratings of each Rating  Agency,  and held such that the rights of the Purchaser  and the owner of the Mortgage  Loans shall be fully protected  against the claims of any creditors of the Company (or any  sub-servicer) and of any creditors or depositors  of the  institution  in which such account is maintained or (v) in a separate non-trust  account  without  FDIC or other  insurance  in an  Eligible  Institution.  In the event  that a
Custodial  Account is established  pursuant to clause (iii),  (iv) or (v) of the preceding  sentence,  the
Company shall provide the  Purchaser  with written  notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

         Eligible  Institution:  An institution  having (i) the highest short-term debt rating, and one of the two highest  long-term  debt  ratings of each Rating  Agency;  or (ii) with  respect to any  Custodial
Account,  an unsecured  long-term debt rating of at least one of the two highest unsecured  long-term debt ratings of each Rating Agency.

         Equity  Take-Out  Refinanced  Mortgage  Loan:  A Refinanced  Mortgage  Loan the proceeds of which were in excess of the  outstanding  principal  balance  of the  existing  mortgage  loan as defined in the
Fannie Mae Guide(s).

         Escrow  Account:  Each separate  trust  account or accounts  created and  maintained  pursuant to
Section  4.06 which shall be entitled  "Mid  America  Bank,  fsb, in trust for the  [Purchaser],  Owner of
Mortgage Loans,  and various  Mortgagors",  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

         Escrow  Payments:  With respect to any Mortgage  Loan,  the amounts  constituting  ground  rents, taxes,  assessments,  water rates, sewer rents, municipal charges,  mortgage insurance premiums,  fire and hazard insurance  premiums,  condominium  charges,  and any other payments  required to be escrowed by the
Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

         Fannie Mae:       The Federal National Mortgage Association, or any successor thereto.

         Fannie Mae  Guide(s):  The Fannie Mae Selling  Guide and the Fannie Mae  Servicing  Guide and all
amendments or additions thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

         FHLMC Guide:  The FHLMC  Single  Family  Seller/Servicer  Guide and all  amendments  or additions thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         FIRREA: The Financial  Institutions  Reform,  Recovery,  and Enforcement Act of 1989, as amended, from time to time, and in effect.

         First  Remittance  Date:  With respect to any Mortgage Loan, the Remittance Date occurring in the month following the month in which the related Closing Date occurs.

         GAAP:  Generally  accepted  accounting  principles in the United States of America,  consistently applied.

         HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

         Index:  With  respect  to  any  adjustable  rate  Mortgage  Loan,  the  index  identified  on the
Mortgage  Loan  Schedule and set forth in the related  Mortgage  Note for the purpose of  calculating  the interest rate thereon.

         Initial Rate Cap: With respect to each  adjustable  rate Mortgage  Loan,  where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

         Insurance  Proceeds:  With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

         Lender  Paid  Mortgage  Insurance  Rate:  A rate per annum equal to the  percentage  shown on the
Mortgage Loan Schedule.

         Lender  Primary  Mortgage  Insurance  Policy:  Any Primary  Mortgage  Insurance  Policy for which premiums are paid by the Company.

         Lifetime  Rate Cap: With respect to each  adjustable  rate Mortgage  Loan,  the maximum  Mortgage
Interest Rate over the term of such Mortgage Loan.

         Liquidation  Proceeds:  The proceeds  received in connection  with the liquidation of a defaulted
Mortgage Loan, whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise.

         Loan-to-Value  Ratio or LTV:  With  respect  to any  Mortgage  Loan,  the  ratio of the  original outstanding  principal  amount of the Mortgage Loan, to (i) the Appraised Value of the Mortgaged  Property
with respect to a Refinanced  Mortgage Loan,  and (ii) the lesser of the Appraised  Value of the Mortgaged
Property or the Sales Price of the Mortgaged Property with respect to all other Mortgage Loans.

         Margin:  With respect to each  adjustable  rate Mortgage  Loan, the fixed  percentage  amount set forth  in each  related  Mortgage  Note  which is added to the  Index in order to  determine  the  related
Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

         Monthly  Advance:  The  aggregate  of the  advances  made by the Company on any  Remittance  Date pursuant to Section 5.03.

         Monthly  Payment:  The  scheduled  monthly  payment of principal  and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

         Mortgage:  With respect to each Mortgage  Loan, the mortgage,  deed of trust or other  instrument securing  a Mortgage  Note which  creates a first  lien or first  priority  ownership  in an estate in fee simple in real property on the Mortgaged Property.

         Mortgage  File:  The Mortgage Loan  Documents  pertaining to a particular  Mortgage Loan, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage  Impairment  Insurance Policy: A mortgage  impairment or blanket hazard insurance policy as described in Section 4.11.

         Mortgage  Interest Rate: The annual rate at which  interest  accrues on any Mortgage Loan,  which may be  adjusted  from  time to time  for an  adjustable  rate  Mortgage  Loan,  in  accordance  with  the provisions of the related Mortgage Note.

         Mortgage  Loan:  Each  mortgage  loan  originally  sold  to the  Purchaser  and  subject  to this
Agreement  being  identified  on the Mortgage  Loan  Schedule  attached to the related  Term Sheet,  which
Mortgage  Loan  includes  without   limitation  the  Mortgage  File,  the  Monthly   Payments,   Principal
Prepayments,  Liquidation Proceeds,  Condemnation Proceeds,  Insurance Proceeds, REO Disposition Proceeds,
and all  other  rights,  benefits,  proceeds  and  obligations  arising  from or in  connection  with such
Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

         Mortgage  Loan  Documents:  The documents  listed in Exhibit A hereto  pertaining to any Mortgage
Loan.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the  Purchaser,  which shall be equal to the Mortgage  Interest  Rate minus the  Servicing Fee
Rate minus the Lender Paid Mortgage Insurance Rate.

         Mortgage Loan Schedule:  The schedule of Mortgage  Loans annexed to the related Term Sheet,  such schedule  setting  forth the  following  information  with respect to each  Mortgage Loan sold pursuant to such Term Sheet:

         (1)      the Company's Mortgage Loan identifying number;

         (2)      the Mortgagor's first and last name;

         (3)      the street address of the Mortgaged Property including the city, state and zip code;

         (4)      a code indicating  whether the Mortgaged  Property is  owner-occupied,  a second home or an investor property;

         (5)      the type of residential property constituting the Mortgaged Property;

         (8)      the original months to maturity of the Mortgage Loan;

         (9)      the remaining  months to maturity from the related  Cut-off Date,  based on the original amortization  schedule  and, if  different,  the  maturity  expressed  in the same manner but based on the actual amortization schedule;

         (8)      the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio;

         (9)      the Mortgage  Interest Rate as of origination  and as of the related  Cut-off Date; with respect to each  adjustable  rate Mortgage Loan, the initial  Adjustment  Date, the next  Adjustment  Date immediately  following the related  Cut-off  Date,  the Index,  the Margin,  the Initial Rate Cap, if any,
Periodic  Rate Cap, if any,  minimum  Mortgage  Interest Rate under the terms of the Mortgage Note and the
Lifetime Rate Cap;

         (10)     the Origination Date of the Mortgage Loan;

         (11)     the stated maturity date;

         (12)     the amount of the Monthly Payment at origination;

         (13)     the amount of the Monthly Payment as of the related  Cut-off Date;

         (14)     the original principal amount of the Mortgage Loan;

         (15)     the  scheduled  Stated  Principal  Balance  of the  Mortgage  Loan  as of the  close  of business on the related  Cut-off  Date,  after  deduction  of payments of  principal  due on or before the related Cut-off Date whether or not collected;

         (16)     a code  indicating  the  purpose of the  Mortgage  Loan (i.e.,  purchase,  rate and term refinance, Equity Take-Out Refinanced Mortgage Loan);

         (17)     a code indicating the documentation style (i.e. full, alternative, etc.);

         (18)     the number of times during the twelve (12) month period  preceding  the related  Closing
Date that any Monthly Payment has been received after the month of its scheduled Due Date;

         (19)     the date on which the first payment is or was due;

         (21)     a code  indicating  whether  or not  the  Mortgage  Loan  is the  subject  of a  Primary
Mortgage Insurance Policy and the name of the related insurance carrier;

         (21)     a code  indicating  whether or not the Mortgage  Loan is currently  convertible  and the conversion spread;

         (22)     the  last Due Date on  which a  Monthly  Payment  was  actually  applied  to the  unpaid principal balance of the Mortgage Loan.

         (23)     product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

         (25)     credit score, if applicable;

         (25)     a code  indicating  whether or not the Mortgage Loan is the subject of a Lender  Primary
Mortgage  Insurance  Policy and the name of the related  insurance  carrier  and the Lender Paid  Mortgage
Insurance Rate;

         (32)     a code indicating  whether or not the Mortgage Loan has a prepayment  penalty and if so, the amount and term thereof;

         (33)     the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

         (34)     whether  such  Mortgage  Loan is a  "Home  Loan",  "Covered  Home  Loan",  "Manufactured
Housing" or "Home Improvement Loan" as defined in the New Jersey Home Ownership Security Act of 2002;

         (35)     whether the Mortgage Loan has a mandatory arbitration clause; and

         (36)     whether the Mortgage Loan is "interest-only" "negative amortization".

         With respect to the Mortgage Loans in the aggregate,  the Mortgage Loan Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

         (1)      the number of Mortgage Loans;

         (2)      the current aggregate outstanding principal balance of the Mortgage Loans;

         (3)      the weighted average Mortgage Interest Rate of the Mortgage Loans;

         (4)      the weighted average maturity of the Mortgage Loans; and

         (5)      the weighted average months to next Adjustment Date;

         Mortgage Note: The original  executed note or other evidence of the  indebtedness  of a Mortgagor secured by a Mortgage.

         Mortgaged  Property:  With respect to each Mortgage Loan, the underlying  real property  securing repayment of the related  Mortgage  Note,  consisting of a single  parcel of real estate  considered to be real  estate  under the laws of the  state in which  such  real  property  is  located  which may  include condominium  units and planned unit  developments,  improved by a residential  dwelling;  except that with respect to real property located in  jurisdictions  in which the use of leasehold  estates for residential properties is a widely-accepted  practice, a leasehold estate of the Mortgage,  the term of which is equal to or longer than the term of the Mortgage.

         Mortgagor:  With respect to each Mortgage Loan, the obligor on the related Mortgage Note.
         Nonrecoverable  Advance:  Any portion of a Monthly Advance or Servicing  Advance  previously made or proposed to be made by the Company  pursuant to this  Agreement,  that,  in the good faith  judgment of the Company,  will not or, in the case of a proposed advance,  would not, be ultimately  recoverable by it from  the  related  Mortgagor  or the  related  Liquidation  Proceeds,  Insurance  Proceeds,  Condemnation
Proceeds or otherwise with respect to the related Mortgage Loan.

         Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the Vice Chairman of the Board,  the  President,  a Senior  Vice  President  or a Vice  President  or by the  Treasurer  or the
Secretary or one of the Assistant  Treasurers or Assistant  Secretaries  of the Company,  and delivered to the Purchaser as required by this Agreement.

         Opinion  of  Counsel:  A written  opinion  of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

         Origination  Date:  The  date  on  which a  Mortgage  Loan  funded,  which  date  shall  not,  in connection with a Refinanced  Mortgage Loan, be the date of the funding of the debt being refinanced,  but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

         OTS:  Office of Thrift Supervision, or any successor thereto.

         Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Periodic Rate Cap: With respect to each  adjustable  rate Mortgage Loan, the maximum  increase or decrease in the Mortgage  Interest Rate on any Adjustment  Date, as set forth in the related Mortgage Note and the related Mortgage Loan Schedule.

         Permitted Investments:  Any one or more of the following obligations or securities:

                  (i)      direct  obligations of, and obligations  fully  guaranteed by the United States of  America  or any  agency or  instrumentality  of the  United  States of  America  the obligations  of which are backed by the full  faith and  credit of the United  States of
                  America;

         (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii)  repurchase  obligations  with a term  not to  exceed  thirty  (30)  days and with respect  to (a) any  security  described  in clause  (i) above and  entered  into with a depository  institution  or trust  company  (acting as  principal)  described  in clause
                  (ii)(a) above;

                  (iv)  securities  bearing  interest  or sold at a  discount  issued  by any  corporation incorporated  under the laws of the United  States of America or any state  thereof that are rated in one of the two  highest  rating  categories  by each  Rating  Agency at the time of such  investment  or  contractual  commitment  providing  for  such  investment;
                  provided,  however,  that securities  issued by any particular  corporation  will not be
                  Permitted  Investments  to the  extent  that  investments  therein  will  cause the then outstanding  principal  amount  of  securities  issued by such  corporation  and held as
                  Permitted  Investments to exceed 10% of the aggregate  outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

                  (v) commercial  paper  (including  both  non-interest-bearing  discount  obligations and interest-bearing  obligations  payable  on demand or on a  specified  date not more than one year after the date of issuance  thereof)  which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi)  any  other  demand,  money  market  or  time  deposit,  obligation,   security  or
                  investment  as may be  acceptable  to each Rating Agency as evidenced in writing by each
                  Rating Agency; and

                  (vii) any money market  funds the  collateral  of which  consists of  obligations  fully guaranteed  by the United  States of America  or any  agency or  instrumentality  of the
                  United  States of  America  the  obligations  of which are  backed by the full faith and credit of the  United  States of  America  (which  may  include  repurchase  obligations secured by  collateral  described  in clause (i)) and other  securities  and which money market  funds are  rated in one of the two  highest  rating  categories  by each  Rating
                  Agency;

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such  instrument or if such security  provides for payment of both  principal and interest with a yield to maturity  in  excess  of 120% of the  yield  to  maturity  at par or if such  investment  or  security  is purchased at a price greater than par.

         Person:  Any  individual,  corporation,  partnership,  joint  venture,  association,  joint-stock company,  limited liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

         Prepayment  Interest  Shortfall:  With respect to any  Remittance  Date,  for each  Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment  Period, an amount equal to the excess of one month's  interest at the applicable  Mortgage Loan Remittance Rate on the amount of such
Principal  Prepayment  over the  amount of  interest  (adjusted  to the  Mortgage  Loan  Remittance  Rate)
actually paid by the related Mortgagor with respect to such Prepayment Period.

         Prepayment Period:         With respect to any Remittance  Date, the calendar month preceding the month in which such Remittance Date occurs.

         Primary Mortgage Insurance Policy:  Each primary policy of mortgage  insurance  represented to be in effect  pursuant  to Section  3.02(hh),  or any  replacement  policy  therefor  obtained by the Company pursuant to Section 4.08.

         Prime  Rate:  The prime rate  announced  to be in effect  from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

         Principal  Prepayment:  Any payment or other  recovery of  principal  on a Mortgage  Loan full or partial  which is received in advance of its  scheduled  Due Date,  including  any  prepayment  penalty or premium  thereon and which is not  accompanied by an amount of interest  representing  scheduled  interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price:  As defined in Section 2.02.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified Appraiser:  An appraiser,  duly appointed by the Company,  who had no interest,  direct or indirect in the related  Mortgaged  Property  or in any loan made on the  security  thereof,  and whose compensation  is not affected by the approval or  disapproval of the Mortgage Loan, and such appraiser and the  appraisal  made by such  appraiser  both  satisfy  the  requirements  of Title XI of  FIRREA  and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

         Qualified  Insurer:  A mortgage  insurance company duly authorized and licensed as such under the laws of the states in which the  related  Mortgaged  Property  is located  and  approved  as an insurer by
Fannie Mae or FHLMC.

         Rating  Agency:  Standard  &  Poor's,  Fitch,  Inc.  or,  in the  event  that  some or all of the ownership of the Mortgage Loans is evidenced by  mortgage-backed  securities,  the  nationally  recognized rating agencies issuing ratings with respect to such securities, if any.

         Reconstituted Mortgage Loans:  As defined in Section 11.19.

         Reconstitution:  As defined in Section 11.18.

         Reconstitution Agreement:  As defined in Section 11.18.

         Reconstitution Date:  As defined in Section 11.18.

         Refinanced  Mortgage  Loan:  A  Mortgage  Loan  which  was  made to a  Mortgagor  who  owned  the
Mortgaged  Property prior to the  origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

         REMIC: A "real estate  mortgage  investment  conduit," as such term is defined in Section 860D of the Code.

         REMIC  Provisions:  The  provisions  of the  federal  income tax law  relating  to REMICs,  which appear at Sections 860A through 860G of the Code, and the related  provisions and regulations  promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance  Date:  The 18th day of any month,  beginning  with the First  Remittance  Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO  Disposition  Proceeds:  Amounts  received  by the Company in  connection  with a related REO
Disposition.

         REO  Property:  A  Mortgaged  Property  acquired  by the  Company on behalf of the  Purchaser  as described in Section 4.13.

         Repurchase  Price:  With  respect to any  Mortgage  Loan, a price equal to (i) the product of the greater of (x) 100% or (y) the  percentage  of par as stated in the related Term Sheet;  multiplied by the
Stated  Principal  Balance of such Mortgage Loan on the repurchase date, plus (ii) interest on such Stated
Principal  Balance at the Mortgage  Loan  Remittance  Rate from the last date through  which  interest has been paid and distributed to the Purchaser to the end of the month of repurchase,  plus,  (iii) reasonable and necessary  third party  expenses  incurred in connection  with the transfer of the Mortgage Loan being repurchased;  less amounts  received or advanced in respect of such  repurchased  Mortgage  Loan which are being held in the Custodial Account for distribution in the month of repurchase.

         SAIF:  The Savings Association Insurance Fund, or any successor thereto.

         Sales Price:      With  respect  to any  Mortgage  Loan the  proceeds  of which  were used by the
Mortgagor to acquire the related  Mortgaged  Property,  the amount paid by the related  Mortgagor for such
Mortgaged Property.

         Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses
(including  reasonable  attorneys' fees and  disbursements)  incurred in the performance by the Company of its servicing obligations,  including,  but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged  Property,  (b) any enforcement,  administrative or judicial  proceedings, or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not
limited  to,  foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior  lienholders,  and other legal actions incidental to the servicing of the Mortgage
Loans (provided that such expenses are reasonable and that the Company  specifies the Mortgage  Loan(s) to which such expenses  relate and, upon the  Purchaser's  request,  provides  documentation  supporting such expense  (which  documentation  would be  acceptable  to Fannie Mae),  and provided  further that any such enforcement,  administrative or judicial  proceeding does not arise out of a breach of any representation, warranty or covenant of the Company  hereunder),  (c) the  management  and  liquidation  of the  Mortgaged
Property  if the  Mortgaged  Property is acquired in full or partial  satisfaction  of the  Mortgage,  (d)
taxes,  assessments,  water rates,  sewer rates and other  charges which are or may become a lien upon the
Mortgaged  Property,  and  Primary  Mortgage  Insurance  Policy  premiums  and fire and  hazard  insurance coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation  of the
Mortgaged  Property  in  accordance  with  the  terms  of this  Agreement  and  (f)  compliance  with  the obligations under Section 4.08.

         Servicing  Fee:  With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of (a) the Servicing Fee Rate and (b) the unpaid  principal  balance of such Mortgage  Loan.  Such fee shall be payable  monthly,  computed on the basis of the same principal  amount and period  respecting which any related  interest  payment on a Mortgage  Loan is computed.  The  obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable  solely from,  the interest  portion of such Monthly Payment  collected by the Company,  or as otherwise  provided under Section  4.05(iii) and in accordance  with the Fannie Mae Guide(s).  Any fee payable to the Company for  administrative  services related to any REO Property as described  in Section  4.13 shall be payable from  Liquidation  Proceeds of the related REO Property.

         Servicing Fee Rate:  As set forth in the Term Sheet.

         Servicing  File:  With  respect  to  each  Mortgage  Loan,  the  file  retained  by  the  Company consisting  of originals of all  documents in the Mortgage  File which are not  delivered to the Purchaser and copies of the Mortgage  Loan  Documents  listed in Exhibit A, the  originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

         Servicing   Officer:   Any  officer  of  the  Company   involved  in,  or  responsible  for,  the
administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each  Mortgage Loan as of any date of  determination,  (i) the principal  balance of such  Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date,  whether or not received,  minus (ii) all amounts  previously  distributed  to the  Purchaser  with respect to the Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

         Subservicer:   Any  subservicer   which  is  subservicing   the  Mortgage  Loans  pursuant  to  a
Subservicing Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         Subservicing  Agreement:  An  agreement  between the Company and a  Subservicer,  if any, for the servicing of the Mortgage Loans.

         Term Sheet:  A  supplemental  agreement in the form  attached  hereto as Exhibit I which shall be executed and  delivered by the Company and the  Purchaser to provide for the sale and  servicing  pursuant to the terms of this  Agreement  of the  Mortgage  Loans  listed on  Schedule  I attached  thereto,  which supplemental  agreement shall contain certain specific  information relating to such sale of such Mortgage
Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

         Whole Loan Transfer:  As defined in Section 11.18.

                                                ARTICLE II

                         PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                              RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                 BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                   DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01      Agreement to Purchase.

         From time to time, the Company  agrees to sell and the Purchaser  agrees to purchase the Mortgage
Loans having an aggregate  Stated  Principal  Balance on the related Cut-off Date set forth in the related
Term  Sheet in an  amount  as set  forth in the  Confirmation,  or in such  other  amount as agreed by the
Purchaser and the Company as evidenced by the actual aggregate  Stated  Principal  Balance of the Mortgage
Loans  accepted by the Purchaser on the related  Closing  Date,  with  servicing  retained by the Company.
The Company  shall deliver the related  Mortgage Loan Schedule  attached to the related Term Sheet for the
Mortgage  Loans to be  purchased on the related  Closing  Date to the  Purchaser at least two (2) Business
Days prior to the related Closing Date. The Mortgage Loans shall be sold pursuant to this  Agreement,  and the related Term Sheet shall be executed and delivered on the related Closing Date.

         Section 2.02      Purchase Price.

         The  "Purchase  Price" for each  Mortgage  Loan shall be the  percentage  of par as stated in the related Term Sheet,  multiplied by the Stated  Principal  Balance,  as of the related Cut-off Date, of the
Mortgage  Loan listed on the related  Mortgage  Loan  Schedule  attached to the related Term Sheet,  after application  of scheduled  payments of principal due on or before the related  Cut-off Date whether or not collected.

         In addition to the Purchase  Price as described  above,  the Purchaser  shall pay to the Company, at closing,  accrued  interest on the Stated  Principal  Balance of each  Mortgage  Loan as of the related
Cut-off Date at the Mortgage Loan  Remittance  Rate of each  Mortgage  Loan from the related  Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price plus accrued  interest as set forth in the preceding  paragraph  shall be paid on the related Closing Date by wire transfer of immediately available funds.

         The  Purchaser  shall be entitled to (1) all scheduled  principal  due after the related  Cut-off
Date,  (2) all other  recoveries of principal  collected on or after the related  Cut-off Date  (provided, however,  that all  scheduled  payments  of  principal  due on or  before  the  related  Cut-off  Date and collected  by the Company or any  successor  servicer  after the related  Cut-off Date shall belong to the
Company),  and (3) all payments of interest on the Mortgage Loans net of applicable  Servicing Fees (minus that portion of any such payment  which is  allocable  to the period prior to the related  Cut-off  Date).
The Stated  Principal  Balance of each  Mortgage Loan as of the related  Cut-off Date is determined  after application  of payments of principal due on or before the related  Cut-off Date whether or not collected, together  with any  unscheduled  principal  prepayments  collected  prior  to the  related  Cut-off  Date;
provided,  however,  that payments of scheduled  principal and interest  prepaid for a Due Date beyond the related  Cut-off Date shall not be applied to the principal  balance as of the related  Cut-off Date. Such prepaid  amounts  (minus  the  applicable  Servicing  Fee) shall be the  property  of the  Purchaser.  The
Company shall deposit any such prepaid  amounts into the Custodial  Account,  which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

         Section 2.03      [Reserved]

         Section 2.04      Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

         As of the related Closing Date, the Company sold,  transferred,  assigned,  set over and conveyed to the Purchaser,  without recourse,  on a servicing  retained basis, and the Company hereby  acknowledges that the Purchaser  has, but subject to the terms of this  Agreement  and the related Term Sheet,  all the right,  title and  interest of the Company in and to the  Mortgage  Loans.  The Company  will  deliver the
Mortgage  Files to the Custodian  designated by the Purchaser,  on or before the related  Closing Date, at the expense of the  Company.  The Company  shall  maintain a Servicing  File  consisting  of a copy of the contents of each  Mortgage  File and the originals of the documents in each Mortgage File not delivered to the  Purchaser.  The Servicing File shall contain all documents  necessary to service the Mortgage  Loans.
The  possession  of each  Servicing  File by the  Company  is at the will of the  Purchaser,  for the sole purpose of servicing the related  Mortgage  Loan, and such retention and possession by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage Loan,  including the Mortgage  Note,  the Mortgage,  the contents of the related  Mortgage  File and all rights,  benefits, proceeds  and  obligations  arising  therefrom  or  in  connection  therewith,  has  been  vested  in  the
Purchaser.  All  rights  arising  out of the  Mortgage  Loans  including,  but not  limited  to, all funds received on or in  connection  with the Mortgage  Loans and all records or  documents  with respect to the
Mortgage  Loans  prepared by or which come into the  possession  of the Company shall be received and held by the  Company  in trust for the  benefit  of the  Purchaser  as the  owner of the  Mortgage  Loans.  Any portion of the Mortgage Files retained by the Company shall be  appropriately  identified in the Company's computer  system to clearly  reflect the  ownership of the Mortgage  Loans by the  Purchaser.  The Company
shall  release  its  custody of the  contents  of the  Mortgage  Files  only in  accordance  with  written instructions  of the  Purchaser,  except  when such  release is required as  incidental  to the  Company's servicing of the Mortgage  Loans or is in connection  with a repurchase of any Mortgage Loan or Loans with respect thereto  pursuant to this Agreement and the related Term Sheet,  such written  instructions  shall not be required.

         Section 2.05       Books and Records.

         The sale of each  Mortgage  Loan shall be  reflected  on the  Company's  balance  sheet and other financial  statements  as a sale  of  assets  by  the  Company.  The  Company  shall  be  responsible  for maintaining,  and shall  maintain,  a complete set of books and records for the Mortgage  Loans that shall be  appropriately  identified in the  Company's  computer  system to clearly  reflect the ownership of the
Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for  inspection  by the  Purchaser,  or its  designee  and shall  deliver to the  Purchaser  upon  demand, evidence of compliance with all federal,  state and local laws,  rules and  regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to  documentation  as to the method used in  determining  the  applicability  of the  provisions of the Flood  Disaster  Protection Act of 1973, as
amended,  to the  Mortgaged  Property,  documentation  evidencing  insurance  coverage of any  condominium project as  required  by Fannie Mae or FHLMC,  and  periodic  inspection  reports as  required  by Section
4.13. To the extent that original  documents are not required for purposes of  realization  of Liquidation
Proceeds or Insurance  Proceeds,  documents  maintained  by the Company may be in the form of microfilm or microfiche.

         The Company  shall  maintain  with respect to each  Mortgage  Loan and shall make  available  for inspection  by the  Purchaser  or its designee the related  Servicing  File during the time the  Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         In addition to the foregoing,  the Company shall provide to any  supervisory  agents or examiners that regulate the Purchaser,  including but not limited to, the OTS, the FDIC and other similar  entities, access,  during normal business hours,  upon reasonable  advance notice to the Company and without cost to the Company or such supervisory  agents or examiners,  to any  documentation  regarding the Mortgage Loans that may be required by any applicable regulator.

         Section 2.06.     Transfer of Mortgage Loans.

         The  Company  shall keep at its  servicing  office  books and  records in which,  subject to such reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers of Mortgage  Loans.  No transfer of a Mortgage  Loan may be made unless such  transfer  is in  compliance  with the terms  hereof.
For the  purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any person with  respect to this  Agreement or any  Mortgage  Loan unless a notice of the  transfer of such  Mortgage
Loan has been  delivered to the Company in accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan.  The Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer  one or more of the Mortgage  Loans;  provided,  however,  that the transferee  will  not be  deemed  to be a  Purchaser  hereunder  binding  upon  the  Company  unless  such transferee  shall agree in writing to be bound by the terms of this Agreement and an original  counterpart of the  instrument of transfer in an Assignment  and  Assumption of this  Agreement  substantially  in the form of  Exhibit D hereto  executed  by the  transferee  shall have been  delivered  to the  Company.  The
Purchaser  also shall  advise the Company of the  transfer.  Upon receipt of notice of the  transfer,  the
Company  shall  mark its  books and  records  to  reflect  the  ownership  of the  Mortgage  Loans of such assignee,  and the previous  Purchaser  shall be released from its  obligations  hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.07      Delivery of Mortgage Loan Documents.

         The  Company  shall  deliver and release to the  Purchaser  or its  designee  the  Mortgage  Loan
Documents  in  accordance  with the terms of this  Agreement  and the related  Term Sheet.  The  documents enumerated  as items (1),  (2),  (3),  (4),  (5), (6), (7), (8), (9) and (16) in Exhibit A hereto shall be delivered by the Company to the  Purchaser or its designee no later than three (3) Business  Days prior to the  related  Closing  Date  pursuant  to a bailee  letter  agreement.  All other  documents  in Exhibit A hereto,  together with all other documents  executed in connection with the Mortgage Loan that the Company may have in its  possession,  shall be retained by the Company in trust for the Purchaser.  If the Company cannot deliver the original  recorded  Mortgage Loan Documents or the original policy of title  insurance, including riders and endorsements  thereto, on the related Closing Date, the Company shall,  promptly upon receipt  thereof  and in any case not later than 150 days from the  related  Closing  Date,  deliver  such original documents,  including original recorded  documents,  to the Purchaser or its designee (unless the
Company is delayed in making such delivery by reason of the fact that such  documents  shall not have been returned by the appropriate  recording  office).  If delivery is not completed  within 150 days solely due to delays in making such delivery by reason of the fact that such  documents  shall not have been returned by the  appropriate  recording  office,  the Company  shall  deliver such  document to  Purchaser,  or its designee,  within such time period as specified in a Company's  Officer's  Certificate.  In the event that documents  have  not been  received  by the date  specified  in the  Company's  Officer's  Certificate,  a subsequent  Company's  Officer's  Certificate  shall be  delivered  by such  date  specified  in the prior
Company's  Officer's  Certificate,  stating a revised  date for receipt of  documentation.  The  procedure shall be repeated  until the  documents  have been  received and  delivered.  If delivery is not completed within 270 days  solely due to delays in making such  delivery  by reason of the fact that such  documents shall not have been returned by the appropriate  recording  office,  the Company shall continue to use its best efforts to effect  delivery as soon as possible  thereafter,  provided that if such documents are not delivered by the 330th day from the date of the related  Closing Date,  the Company shall  repurchase  the related  Mortgage Loans at the Repurchase  Price in accordance with Section 3.03 hereof unless the Company provides evidence that such non-delivery is solely due to delays by the appropriate recording office.

         The Company shall pay all initial  recording  fees, if any, for the  assignments  of mortgage and any other  fees in  connection  with the  transfer  of all  original  documents  to the  Purchaser  or its designee.  The Company shall  prepare,  in  recordable  form,  all  assignments  of mortgage  necessary to assign the  Mortgage  Loans to the  Purchaser,  or its  designee.  The Company  shall be  responsible  for recording the assignments of mortgage as directed by the Purchaser.

         The Company  shall  provide an original or duplicate  original of the title  insurance  policy to the Purchaser or its designee within ninety (90) days of the receipt of the recorded  documents  (required for issuance of such policy) from the applicable recording office.

         Any review by the  Purchaser,  or its  designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

         If the  Purchaser  or its designee  discovers  any defect with  respect to a Mortgage  File,  the
Purchaser  shall,  or shall  cause its  designee  to,  give  written  specification  of such defect to the
Company  which may be given in the  exception  report  attached as an exhibit to the related Term Sheet or the certification  delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

         The Company shall forward to the Purchaser,  or its designee,  original  documents  evidencing an assumption,  modification,  consolidation  or extension of any  Mortgage  Loan entered into in  accordance with  Section  4.01 or 6.01  within  thirty  (30) days of their  execution;  provided,  however,  that the
Company shall provide the  Purchaser,  or its  designee,  with a certified  true copy of any such document submitted  for  recordation  within thirty (30) days of its  execution,  and shall provide the original of any document  submitted for  recordation or a copy of such document  certified by the  appropriate  public recording  office to be a true and complete  copy of the original  within 120 days of its  submission  for recordation.

         From time to time,  the  Company  may have a need  (other  than in  connection  with a payment in full,  which is described  more fully in Section 6.02 herein) for Mortgage  Loan  Documents to be released from the Purchaser,  or its designee.  The Purchaser shall, or shall cause its designee,  upon the written request of the Company in the form attached  hereto as Exhibit G, within ten (10) Business  Days,  deliver to the  Company,  any  requested  documentation  previously  delivered  to the  Purchaser  as  part of the
Mortgage File,  provided that such  documentation is promptly returned to the Purchaser,  or its designee, when the Company no longer  requires  possession of the  document,  and provided that during the time that any such  documentation  is held by the  Company,  such  possession  is in trust  for the  benefit  of the
Purchaser.

         Section 2.08      Quality Control Procedures.

         The Company must have an internal  quality  control  program that  verifies,  on a regular basis,
the  existence  and  accuracy  of  the  legal  documents,  credit  documents,   property  appraisals,  and
underwriting  decisions.  The program must be capable of evaluating and monitoring the overall  quality of its loan  production  and  servicing  activities.  The  program is to ensure that the  Mortgage  Loans are originated and serviced in accordance with prudent mortgage banking  practices and accounting  principles;
guard  against  dishonest,  fraudulent,  or negligent  acts;  and guard  against  errors and  omissions by officers, employees, or other authorized persons.

         Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults.

         In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months (unless such other period is set forth in the related Confirmation and Term Sheet) after the related Closing Date, the Company shall, upon written notice thereof from the Purchaser received by the
Company within sixty (60) days of the date of such prepayment in full, remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such
Principal Prepayment in full.  Such remittance shall be made by the Company to the Purchaser no later than the seventh Business Day following receipt of such notice of Principal Prepayment by the Purchaser.

           In the event  either of the first  three (3)  scheduled  Monthly  Payments  (unless  such other number of Monthly  Payments is set forth in the related  Confirmation  or Term Sheet)  which are due under any  Mortgage  Loan after the related  Cut-off  Date are not made  during the month in which such  Monthly
Payments are due, then not later than seven (7) Business  Days after written  notice to the Company by the
Purchaser (and at the  Purchaser's  sole option),  the Company,  shall  repurchase such Mortgage Loan from the  Purchaser  pursuant to the  repurchase  provisions  contained in  Subsection  3.03.  However,  if the
Company  provides  evidence  satisfactory to the Purchaser that the delinquency was due to a servicing set up error, no repurchase shall be required.

                                               ARTICLE III

                                    REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

         Section 3.01      Representations and Warranties of the Company.

         The Company  represents,  warrants and covenants to the Purchaser that, as of the related Closing
Date or as of such date specifically provided herein:

         (a) The Company is duly  organized,  validly  existing and in good standing under the laws of the jurisdiction  of its  organization  and has all licenses  necessary to carry out its business as now being conducted,  and is licensed and qualified to transact  business in and is in good standing  under the laws of each state in which any  Mortgaged  Property is located or is  otherwise  exempt under  applicable  law from such  licensing or  qualification  or is otherwise not required  under  applicable law to effect such licensing  or  qualification  and no demand for such  licensing  or  qualification  has been made upon the
Company by any such state,  and in any event the Company is in  material  compliance  with the laws of any such state to the extent  necessary to ensure the  enforceability  of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Company has adequate  power and  authority  and legal right to hold each  Mortgage  Loan, to sell each  Mortgage  Loan and to execute,  deliver and perform,  and to enter into and  consummate  all transactions  contemplated  by this Agreement and the related Term Sheet.  The Company has duly authorized the  execution,  delivery and  performance of this Agreement and the related Term Sheet and any agreements contemplated  hereby,  has duly executed and delivered this Agreement and the related Term Sheet,  and any
agreements  contemplated  hereby,  and,  assuming  due  authorization,   execution  and  delivery  by  the
Purchaser,  this  Agreement  and the  related  Term Sheet and each  Assignment  to the  Purchaser  and any agreements  contemplated  hereby,  constitutes  a legal,  valid and  binding  obligation  of the  Company, enforceable  against it in accordance with its terms,  except as enforceability  thereof may be limited by bankruptcy, insolvency or reorganization;
         (c) Neither the  execution  and delivery of this  Agreement  and the related Term Sheet,  nor the origination  or purchase of the  Mortgage  Loans by the  Company,  the sale of the  Mortgage  Loans to the
Purchaser,  the consummation of the transactions  contemplated hereby, or the fulfillment of or compliance with the terms and  conditions  of this  Agreement  and the related Term Sheet will violate the  Company's charter or by-laws or constitute a default  under or result in a material  breach or  acceleration  of any material  agreement or instrument  to which the Company is now a party or by which it is bound,  or result in the material  violation of any law, rule,  regulation,  order,  judgment or decree to which the Company or its  properties  are  subject,  or impair the ability of the  Purchaser to enforce its rights under the
Mortgage Loans.

         (d)  There is no  action,  suit,  proceeding  or  investigation  pending  or,  to the best of the
Company's knowledge,  threatened against the Company, or any order or decree outstanding,  with respect to the Company which,  either in any one instance or in the aggregate,  could  reasonably be expected to have a  material  adverse  effect  on  the  financial  condition  of  the  Company  or  seeks  to  prevent  the consummation, performance or enforceability of any of the transactions contemplated by this Agreement.

         (e) No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the Company of or compliance by the Company with this Agreement or the related Term Sheet,  or the  consummation of the  transactions  contemplated by this  Agreement or the related  Term Sheet,  except for  consents,  approvals,  authorizations  and orders which have been obtained;

         (f) The  consummation  of the  transactions  contemplated  by this  Agreement or the related Term
Sheet is in the ordinary  course of business of the Company,  and the transfer,  assignment and conveyance of the  Mortgage  Notes and the  Mortgages by the Company  pursuant to this  Agreement or the related Term
Sheet are not subject to bulk transfer or any similar  statutory  provisions  in effect in any  applicable jurisdiction;

         (g) The  origination  and  servicing  practices  used by the Company and any prior  originator or servicer  with  respect  to each  Mortgage  Note and  Mortgage  have  been  legal and in  accordance  with applicable laws and regulations and the Mortgage Loan Documents,  and in all material  respects proper and prudent in the mortgage  origination  and servicing  business.  Each Mortgage Loan is being (and has been)
serviced  in  accordance  with  Accepted  Servicing  Practices  and  applicable  state and  federal  laws, including,  without limitation,  the Federal Truth-In-Lending Act and other consumer protection laws, real estate  settlement  procedures,  usury,  equal credit  opportunity  and disclosure  laws.  With respect to escrow  deposits and  payments  that the Company,  on behalf of an investor,  is entitled to collect,  all such  payments  are in the  possession  of, or under the  control  of,  the  Company,  and there  exist no deficiencies  in connection  therewith for which  customary  arrangements  for repayment  thereof have not been made.  All escrow  payments  have been  collected in full  compliance  with state and federal law and the  provisions of the related  Mortgage  Note and  Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not prohibited by applicable  law and has been  established in an amount sufficient  to pay for every  escrowed  item that remains  unpaid and has been assessed but is not yet due and  payable.  No escrow  deposits or other  charges or  payments  due under the  Mortgage  Note have been capitalized under any Mortgage or the related Mortgage Note;

         (h) The Company used no selection  procedures  that  identified  the Mortgage Loans as being less desirable or valuable  than other  comparable  mortgage  loans in the  Company's  portfolio at the related
Cut-off Date;

         (i) The  Company  will  treat  the  sale of the  Mortgage  Loans to the  Purchaser  as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (j) The Company is an approved  seller/servicer  of  residential  mortgage  loans for Fannie Mae,
FHLMC and HUD, with such  facilities,  procedures and personnel  necessary for the sound servicing of such mortgage loans.  The Company is duly qualified,  licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws,  and  regulations,  if applicable,  meets the minimum  capital requirements  set  forth  by the OTS,  and is in good  standing  to sell  mortgage  loans  to and  service mortgage  loans for Fannie Mae and FHLMC and no event has occurred  which would make the Company unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

         (k) The  Company  does not  believe,  nor does it have any cause or reason  to  believe,  that it cannot  perform  each and every  covenant  contained  in this  Agreement  or the related  Term Sheet.  The
Company is solvent  and the sale of the  Mortgage  Loans will not cause the  Company to become  insolvent.
The sale of the Mortgage  Loans is not undertaken  with the intent to hinder,  delay or defraud any of the
Company's creditors;

         (l) No statement,  tape,  diskette,  form, report or other document prepared by, or on behalf of, the Company  pursuant to this Agreement or the related Term Sheet or in connection  with the  transactions contemplated  hereby,  contains or will contain any statement  that is or will be inaccurate or misleading in any material respect;

         (m)  The  Company   acknowledges  and  agrees  that  the  Servicing  Fee  represents   reasonable
compensation  for  performing  such  services  and that the entire  Servicing  Fee shall be treated by the
Company,  for accounting and tax purposes,  as compensation  for the servicing and  administration  of the
Mortgage Loans pursuant to this Agreement.  In the opinion of the Company,  the consideration  received by the Company upon the sale of the Mortgage  Loans to the  Purchaser  under this  Agreement  and the related
Term Sheet constitutes fair consideration for the Mortgage Loans under current market conditions.

         (n) The Company has  delivered  to the  Purchaser  financial  statements  of its parent,  for its last two  complete  fiscal  years as  requested.  All  such  financial  information  fairly  presents  the pertinent  results of operations  and financial  position for the period  identified and has been prepared in  accordance  with GAAP  throughout  the  periods  involved,  except as set forth in the notes  thereto.
There has been no change in the business,  operations,  financial  condition,  properties or assets of the
Company since the date of the Company's  financial  information  that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

         (o) The Company  has not dealt with any broker,  investment  banker,  agent or other  person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

         Section 3.02      Representations and Warranties as to Individual Mortgage Loans.

         The Company  hereby  represents  and warrants to the  Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

          (a) The  information  set forth in the  Mortgage  Loan  Schedule  attached to the  related  Term
Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

         (b) The Mortgage is a valid,  existing and enforceable  first lien or a first priority  ownership interest  in an estate in fee simple in real  property  on the  Mortgaged  Property  securing  the related
Mortgage  Note  subject  to  principles  of  equity,  bankruptcy,  insolvency  and other  laws of  general application affecting the rights of creditors;

         (c) All payments due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made;
there are no material  defaults  under the terms of the  Mortgage  Loan;  the Company has not advanced its own funds,  or induced,  solicited or knowingly  received any advance of funds from a party other than the owner of the related Mortgaged  Property,  directly or indirectly,  for the payment of any amount required by the  Mortgage  Loan.  All of the  Mortgage  Loans  will have an actual  interest  paid to date of their related  Cut-off Date (or later) and will be due for the scheduled  monthly  payment next  succeeding  the
Cut-off Date (or later),  as evidenced  by a posting to the  Company's  servicing  collection  system.  No payment under any Mortgage Loan is delinquent  nor has any scheduled  payment been  delinquent at any time during the twelve  (12)  months  prior to the month of the  related  Closing  Date.  For  purposes of this paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due  thereunder  was not paid by the
Mortgagor in the month such payment was due;

         (d) There are no defaults by the Company in  complying  with the terms of the  Mortgage,  and all taxes,  governmental  assessments,  insurance  premiums,  water,  sewer and municipal  charges,  leasehold payments or ground rents which  previously  became due and owing have been paid, or escrow funds have been established  in an amount  sufficient to pay for every such  escrowed item which remains  unpaid and which has been assessed but is not yet due and payable;

         (e) The terms of the Mortgage Note and the Mortgage have not been  impaired,  waived,  altered or modified in any respect,  except by written  instruments  which have been  recorded to the extent any such recordation is required by law, or,  necessary to protect the interest of the Purchaser.  No instrument of waiver,  alteration or modification  has been executed except in connection with a modification  agreement and which  modification  agreement  is part of the Mortgage  File and the terms of which are  reflected in the related  Mortgage Loan  Schedule,  and no Mortgagor has been released,  in whole or in part,  from the terms thereof except in connection  with an assumption  agreement and which  assumption  agreement is part of the Mortgage  File and the terms of which are  reflected in the related  Mortgage  Loan  Schedule;  the substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related
Primary Mortgage  Insurance Policy,  Lender Primary Mortgage  Insurance Policy and title insurance policy, to the extent required by the related policies;

         (f) The  Mortgage  Note and the  Mortgage  are not subject to any right of  rescission,  set-off, counterclaim or defense,  including,  without limitation,  the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the  Mortgage,  or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission, set-off,  counterclaim  or  defense,  including  the  defense of usury,  and no such right of  rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (g) All buildings or other  customarily  insured  improvements  upon the  Mortgaged  Property are insured by a  Qualified  Insurer,  against  loss by fire,  hazards  of  extended  coverage  and such other hazards as are provided for in the Fannie Mae or FHLMC Guide, as well as all additional  requirements  set forth in Section  4.10 of this  Agreement.  All such  insurance  policies are in full force and effect and contain a standard  mortgagee  clause  naming the Company and its  successors  in interest  and assigns as loss payee and such clause is still in effect and all  premiums  due thereon  have been paid.  If required by the Flood  Disaster  Protection  Act of 1973,  as  amended,  the  Mortgage  Loan is  covered by a flood
insurance  policy  meeting  the  requirements  of  the  current   guidelines  of  the  Federal   Insurance
Administration  which  policy  conforms  to Fannie Mae or FHLMC  requirements,  as well as all  additional requirements  set  forth in  Section  4.10 of this  Agreement.  Such  policy  was  issued  by a  Qualified
Insurer.  The  Mortgage  obligates  the  Mortgagor  thereunder  to  maintain  all  such  insurance  at the
Mortgagor's  cost and  expense,  and on the  Mortgagor's  failure to do so,  authorizes  the holder of the
Mortgage  to maintain  such  insurance  at the  Mortgagor's  cost and  expense  and to seek  reimbursement therefor  from the  Mortgagor.  Neither the Company  (nor any prior  originator  or servicer of any of the
Mortgage  Loans) nor any Mortgagor  has engaged in any act or omission  which has impaired or would impair the coverage of any such policy,  the benefits of the  endorsement  provided for therein,  or the validity and binding effect of either;

         (h) Each  Mortgage Loan  complies  with,  and the Company has complied  with,  applicable  local, state and federal laws,  regulations and other requirements  including,  without limitation,  usury, equal credit opportunity,  real estate settlement procedures,  the Federal Truth-In-Lending Act, disclosure laws and all applicable  predatory and abusive lending laws and consummation of the  transactions  contemplated hereby,  including  without  limitation,  the receipt of interest by the owner of such Mortgage Loan, will not involve the  violation of any such laws,  rules or  regulations.  None of the  Mortgage  Loans are (a)
Mortgage  Loans  subject  to 12 CFR Part  226.31,  12 CFR Part  226.32  or  226.34  of  Regulation  Z, the
regulation  implementing  TILA, which implements the Home Ownership and Equity  Protection Act of 1994, as
amended,  or (b) except as may be provided in subparagraph  (c) below,  classified  and/or  defined,  as a
"high cost",  "threshold",  "predatory" "high risk home loan" or "covered" loan (or a similarly classified loan using  different  terminology  under a law imposing  additional  legal  liability for mortgage  loans having high interest rates,  points and or/fees) under any other  applicable  state,  federal or local law including,  but not limited to, the States of Georgia,  New York,  North Carolina,  Arkansas,  Kentucky or
New  Mexico,  (c)  Mortgage  Loans  subject to the New Jersey  Home  Ownership  Security  Act of 2002 (the
"Act"),  unless  such  Mortgage  Loan is a (1)  "Home  Loan" as  defined  in the Act that is a first  lien
Mortgage  Loan,  which is not a "High Cost Home Loan" as defined in the Act or (2) "Covered  Home Loan" as defined in the Act that is a first lien purchase money  Mortgage Loan,  which is not a High Cost Home Loan under the Act, or (d) secured by  Mortgaged  Property in the  Commonwealth  of  Massachusetts  with a loan application  date on or after  November 7, 2004 that  refinances  a mortgage  loan that is less than sixty
(60) months old, unless such Mortgage Loan (1) is on an investment  property,  (ii) meets the requirements set  forth in the Code of  Massachusetts  Regulation  ("CMR"),  209 CMR  53.04(1)(b),  or (iii)  meets the requirements  set forth in the 209 CMR  53.04(1)(c).  In addition to and  notwithstanding  anything to the contrary  herein,  no Mortgage  Loan for which the  Mortgaged  Property is located in New Jersey is a Home
Loan as  defined  in the  Act  that  was  made,  arranged,  or  assigned  by a  person  selling  either  a manufactured  home or home  improvements  to the  Mortgaged  Property or was made by an originator to whom the Mortgagor was referred by any such seller.  The Company shall  maintain in its  possession,  available for the Purchaser's  inspection,  as appropriate,  and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

         (i) The  Mortgage  has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or rescinded,  and the Mortgaged  Property has not been  released from the lien of the Mortgage,  in whole or in  part,  nor has any  instrument  been  executed  that  would  effect  any such  release,  cancellation, subordination  or rescission.  The Company has not waived the  performance by the Mortgagor of any action, if the  Mortgagor's  failure to perform such action would cause the  Mortgage  Loan to be in default,  nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (j) The Mortgage is a valid,  existing,  enforceable  and  perfected  first lien on the Mortgaged
Property,  including all improvements  securing the Mortgage Note's original  principal balance subject to principles of equity,  bankruptcy,  insolvency and other laws of general application  affecting the rights of  creditors.  The  Mortgage  and the  Mortgage  Note do not contain any  evidence of any other  security interest or other  interest or right  thereto.  Such lien is free and clear of all adverse  claims,  liens and  encumbrances  having  priority  over the first lien of the  Mortgage  subject only to (1) the lien of non-delinquent  current  real  property  taxes and  assessments  not yet due and payable,  (2)  covenants, conditions  and  restrictions,  rights of way,  easements and other matters of the public record as of the date of recording  which are acceptable to mortgage  lending  institutions  generally and either (A) which are  referred  to in the  lender's  title  insurance  policy  delivered  to the  originator  or  otherwise considered in the appraisal  made for the  originator of the Mortgage  Loan, or (B) which do not adversely affect the residential  use or Appraised  Value of the Mortgaged  Property as set forth in such appraisal, and (3) other matters to which like properties are commonly  subject which do not,  individually or in the aggregate,  materially  interfere  with the  benefits  of the  security  intended  to be  provided  by the
Mortgage or the use,  enjoyment,  value or marketability of the related Mortgaged  Property.  Any security agreement,  chattel  mortgage or  equivalent  document  related to and  delivered in  connection  with the
Mortgage Loan  establishes and creates a valid,  existing,  enforceable and perfected first lien and first priority security interest on the property described  therein,  and the Company has the full right to sell and assign the same to the Purchaser;

         (k) The  Mortgage  Note and the related  Mortgage are original and genuine and each is the legal, valid and binding  obligation of the maker thereof,  enforceable  in accordance  with its terms subject to principles of equity,  bankruptcy,  insolvency and other laws of general application  affecting the rights of creditors,  and the Company has taken all action  necessary to transfer  such rights of  enforceability to the  Purchaser  (as  applicable).  All  parties to the  Mortgage  Note and the  Mortgage  had the legal capacity to enter into the Mortgage  Loan and to execute and deliver the Mortgage  Note and the  Mortgage.
The Mortgage  Loan  Documents are on forms  acceptable to Fannie Mae and FHLMC.  The Mortgage Note and the
Mortgage  have  been  duly  and  properly   executed  by  such  parties.   No  fraud,   error,   omission,
misrepresentation,  negligence  or similar  occurrence  with respect to a Mortgage Loan has taken place on the part of the Company or the Mortgagor,  or on the part of any other party  involved in the  origination or servicing of the  Mortgage  Loan.  The  proceeds of the  Mortgage  Loan have been fully  disbursed  and there is no requirement for future advances  thereunder,  and any and all requirements as to completion of any on-site or off-site  improvements  and as to  disbursements  of any escrow  funds  therefor  have been complied  with.  All costs,  fees and  expenses  incurred in making or closing the  Mortgage  Loan and the recording of the Mortgage  were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l) The  Company  is the  sole  owner  and  holder  of the  Mortgage  Loan  and the  indebtedness evidenced  by the  Mortgage  Note,  and had full  right to  transfer  and  sell the  Mortgage  Loan to the
Purchaser free and clear of any  encumbrance,  equity,  participation  interests,  lien,  pledge,  charge, claim or  security  interest.  Upon the sale of the  Mortgage  Loan to the  Purchaser,  the  Company  will retain the Mortgage  File or any part thereof with respect  thereto not  delivered to the Purchaser or the
Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the
Mortgage  Loan.  Immediately  prior to the transfer and  assignment to the  Purchaser,  the Mortgage Loan, including  the Mortgage Note and the Mortgage,  were not subject to an  assignment,  sale or pledge to any person other than the Purchaser,  and the Company had good and marketable  title to and was the sole owner thereof.  Following  the sale of the Mortgage  Loan,  the  Purchaser  will own such Mortgage Loan free and clear of any  encumbrance,  equity,  participation  interest,  lien,  pledge,  charge,  claim or  security interest.  The  Company  intends to  relinquish  all rights to possess,  control and monitor the  Mortgage
Loan,  except for  purposes of  servicing  the  Mortgage  Loan as set forth in this  Agreement.  After the related  Closing  Date,  the  Company  will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any  obligation  or right to repurchase  the Mortgage Loan or substitute  another Mortgage Loan,  except as provided in this Agreement,  or as otherwise agreed to by the Company and the Purchaser;

         (m)  Each  Mortgage  Loan  is  covered  by an ALTA  lender's  title  insurance  policy  or  other generally acceptable form of policy or insurance  acceptable to Fannie Mae or FHLMC (including  adjustable rate  endorsements),  issued by a title  insurer  acceptable  to Fannie Mae or FHLMC and  qualified  to do business  in  the  jurisdiction  where  the  Mortgaged  Property  is  located,  insuring  (subject  to the exceptions  contained in (j)(1),  (2) and (3) above) the Company,  its successors  and assigns,  as to the first  priority  lien of the Mortgage in the original  principal  amount of the  Mortgage  Loan and,  with
respect  to  adjustable  rate  Mortgage   Loans,   against  any  loss  by  reason  of  the  invalidity  or
unenforceability  of the lien resulting  from the  provisions of the Mortgage  providing for adjustment in the  Mortgage  Interest  Rate and  Monthly  Payment.  Where  required  by  state  law or  regulation,  the
Mortgagor  has  been  given  the  opportunity  to  choose  the  carrier  of the  required  mortgage  title insurance.  The  Company,  its  successors  and  assigns,  is the  sole  insured  of such  lender's  title insurance  policy,  such title  insurance  policy has been duly and validly  endorsed to the Purchaser (to the extent  necessary)  or the  assignment to the  Purchaser of the  Company's  interest  therein does not require the consent of or  notification  to the insurer and such  lender's  title  insurance  policy is in full  force and effect and will be in full force and  effect  upon the  consummation  of the  transactions contemplated  by this  Agreement.  No claims have been made under such lender's  title  insurance  policy, and no prior holder or servicer of the related  Mortgage,  including the Company,  nor any Mortgagor,  has done,  by act or  omission,  anything  which would impair the coverage of such  lender's  title  insurance policy;

         (n)  There is no  default,  breach,  violation  or  event  of  acceleration  existing  under  the
Mortgage  or the related  Mortgage  Note and no event  which,  with the passage of time or with notice and the  expiration of any grace or cure period,  would  constitute a default,  breach,  violation or event of acceleration;  and  neither  the  Company,  nor any prior  mortgagee,  has  waived  any  default,  breach, violation or event of acceleration;

         (o) There are no  mechanics'  or similar  liens or claims  which have been filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related  Mortgaged  Property  which  are or may be liens  prior  to or  equal  to the lien of the  related
Mortgage;

         (p)  All  improvements  subject  to  the  Mortgage  which  were  considered  in  determining  the appraised  value of the  Mortgaged  Property lie wholly  within the  boundaries  and building  restriction lines of the Mortgaged  Property  (and wholly  within the project with respect to a condominium  unit) and no  improvements  on adjoining  properties  encroach  upon the Mortgaged  Property  except those which are insured  against by the title  insurance  policy  referred to in clause (m) above and all  improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant to, and conforms  with, the Company's  underwriting  guidelines  attached as Exhibit H hereto. The Mortgage Loan bears interest at an  adjustable  rate (if  applicable)  as set forth in the related  Mortgage  Loan  Schedule,  and Monthly
Payments  under  the  Mortgage  Note are due and  payable  on the first day of each  month.  The  Mortgage contains  the  usual  and  enforceable  provisions  of the  Company  at the  time of  origination  for the acceleration of the payment of the unpaid principal  amount of the Mortgage Loan if the related  Mortgaged
Property is sold without the prior consent of the mortgagee thereunder;

         (r) The  Mortgaged  Property  is not  subject  to any  material  damage.  At  origination  of the
Mortgage  Loan  there was not,  since  origination  of the  Mortgage  Loan  there has not been,  and there currently is no proceeding pending for the total or partial  condemnation of the Mortgaged  Property.  The
Company has not received  notification  that any such  proceedings  are  scheduled to commence at a future date;

         (s) The related  Mortgage  contains  customary and  enforceable  provisions such as to render the rights and remedies of the holder thereof adequate for the realization  against the Mortgaged  Property of the benefits of the security provided thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by trustee's  sale,  and (2) otherwise by judicial  foreclosure.  There is no homestead or other  exemption  available to the Mortgagor  which would  interfere  with the right to sell the Mortgaged
Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage  constitutes a deed of trust,  a trustee,  authorized  and duly  qualified if required under  applicable  law to act as such,  has been properly  designated and currently so serves and is named in the  Mortgage,  and no fees or  expenses,  except as may be required by local law, are or will become  payable by the  Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) The Mortgage File  contains an appraisal of the related  Mortgaged  Property  signed prior to the final  approval of the mortgage loan  application by a Qualified  Appraiser,  approved by the Company, who had no interest,  direct or indirect,  in the  Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or disapproval of the Mortgage Loan, and the  appraisal  and  appraiser  both satisfy the  requirements  of Fannie Mae or FHLMC and Title XI of the
FIRREA and the  regulations  promulgated  thereunder,  all as in effect on the date the Mortgage  Loan was originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

         (v) All parties  which have had any interest in the  Mortgage,  whether as  mortgagee,  assignee, pledgee or otherwise,  are (or, during the period in which they held and disposed of such interest,  were)
(A) in compliance  with any and all  applicable  licensing  requirements  of the laws of the state wherein the Mortgaged  Property is located,  and (B) (1) organized  under the laws of such state, or (2) qualified to do  business  in such  state,  or (3) federal  savings  and loan  associations  or national  banks or a
Federal Home Loan Bank or savings bank having  principal  offices in such state, or (4) not doing business in such state;

         (w) The related  Mortgage Note is not and has not been secured by any collateral  except the lien of the corresponding  Mortgage and the security interest of any applicable  security  agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

         (x) The Mortgagor has received and has  executed,  where  applicable,  all  disclosure  materials required by applicable law with respect to the making of such mortgage loans;

         (y) The Mortgage Loan does not contain  balloon or "graduated  payment"  features and no Mortgage
Loan is subject to a buydown agreement or contains any buydown provision;

         (z) The  Mortgagor is not in  bankruptcy  and, the Mortgagor is not insolvent and the Company has no knowledge of any  circumstances  or conditions  with respect to the Mortgage,  the Mortgaged  Property, the Mortgagor or the Mortgagor's  credit standing that could  reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment,  cause the Mortgage Loan to become delinquent,  or materially adversely affect the value or marketability of the Mortgage Loan;

         (aa) Each  Mortgage  Loan bears  interest  based upon a thirty (30) day month and a three hundred and sixty (360) day year.  The  Mortgage  Loans have an  original  term to maturity of not more than forty
(40) years,  with interest  payable in arrears on the first day of each month.  As to each adjustable rate
Mortgage Loan, on each applicable  Adjustment  Date, the Mortgage  Interest Rate will be adjusted to equal the sum of the Index,  plus the  applicable  Margin;  provided,  that the Mortgage  Interest Rate, on each applicable  Adjustment  Date, will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as applicable.  Over the term of each  adjustable  rate Mortgage  Loan,  the Mortgage  Interest Rate will not exceed such Mortgage  Loan's Lifetime Rate Cap.  Unless  indicated on the related  Mortgage Loan Schedule, none of the Mortgage Loans are "interest-only"  Mortgage Loans or "negative  amortization" Mortgage Loans.
With respect to each  adjustable  rate Mortgage Loan,  each Mortgage Note requires a monthly payment which is  sufficient  (a) during the period prior to the first  adjustment  to the Mortgage  Interest  Rate,  to fully  amortize the original  principal  balance over the original term thereof and to pay interest at the related  Mortgage  Interest  Rate,  and (b) during the period  following  each  Adjustment  Date, to fully amortize  the  outstanding  principal  balance as of the first day of such period over the then  remaining term of such  Mortgage Note and to pay interest at the related  Mortgage  Interest  Rate.  With respect to each  adjustable  rate Mortgage  Loan,  the Mortgage  Note  provides that when the Mortgage  Interest Rate changes on an  Adjustment  Date,  the then  outstanding  principal  balance will be  reamortized  over the remaining life of the Mortgage Loan.  Unless indicated on the related Mortgage Loan Schedule,  no Mortgage
Loan  contains  terms or  provisions  which would  result in negative  amortization.  None of the Mortgage
Loans  contain a conversion  feature  which would cause the Mortgage  Interest  Rate to convert to a fixed interest rate.  None of the Mortgage Loans are considered agricultural loans;

         (bb)  (INTENTIONALLY LEFT BLANK)

         (cc)  (INTENTIONALLY LEFT BLANK)

         (dd)  (INTENTIONALLY LEFT BLANK)

         (ee)  (INTENTIONALLY LEFT BLANK)

         (ff)  (INTENTIONALLY LEFT BLANK)

         (gg) (INTENTIONALLY LEFT BLANK)

         (hh) In the event the Mortgage  Loan had an LTV at  origination  greater than 80.00%,  the excess of the  principal  balance  of the  Mortgage  Loan  over  75.0% of the  Appraised  Value of the  Mortgaged
Property with respect to a Refinanced  Mortgage  Loan,  or the lesser of the Appraised  Value or the Sales
Price of the Mortgaged  Property with respect to a purchase  money Mortgage Loan was insured as to payment defaults  by a Primary  Mortgage  Insurance  Policy  issued by a  Qualified  Insurer.  Any  Mortgage  Loan subject to a Lender Primary  Mortgage  Insurance  Policy or a Primary  Mortgage  Insurance  Policy that is also subject to the Company's  captive  reinsurance  agreement  with the  applicable  insurer shall remain subject to such captive  reinsurance  agreement between the Company and the applicable  insurer,  provided that such  insurer is a  Qualified  Insurer.  Unless  otherwise  indicated  on the related  Mortgage  Loan
Schedule,  no  Mortgage  Loan has an LTV over 95%.  All  provisions  of such  Primary  Mortgage  Insurance
Policy have been and are being  complied with,  such policy is in full force and effect,  and all premiums due thereunder  have been paid. No Mortgage Loan requires  payment of such premiums,  in whole or in part, by the  Purchaser.  No action,  inaction,  or event has occurred and no state of facts exists that has, or will result in the  exclusion  from,  denial of, or defense to coverage.  Any  Mortgage  Loan subject to a
Primary  Mortgage  Insurance  Policy  obligates the Mortgagor  thereunder to maintain the Primary Mortgage
Insurance  Policy,  subject to state and federal law,  and to pay all  premiums and charges in  connection therewith.  No action  has been  taken or failed to be taken,  on or prior to the  Closing  Date which has resulted  or will  result in an  exclusion  from,  denial  of, or defense to  coverage  under any  Primary
Mortgage  Insurance  Policy  (including,  without  limitation,  any exclusions,  denials or defenses which would limit or reduce the  availability  of the timely  payment of the full  amount of the loss  otherwise due  thereunder  to the  insured)  whether  arising out of actions,  representations,  errors,  omissions, negligence,  or fraud of the Company or the Mortgagor,  or for any other reason under such  coverage.  The
Mortgage  Interest  Rate for the Mortgage  Loan as set forth on the related  Mortgage Loan Schedule is net of any such insurance  premium.  Unless otherwise  indicated on the related  Mortgage Loan Schedule,  none of the Mortgage  Loans are subject to  "lender-paid"  mortgage  insurance.  Any Mortgage Loan subject to a
Lender Primary  Mortgage  Insurance  Policy  obligates the Company to maintain the Lender Primary Mortgage
Insurance Policy and to pay all premiums and charges in connection therewith;

         (ii) The  Assignment is in  recordable  form and is  acceptable  for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

         (jj)  None  of the  Mortgage  Loans  are  secured  by an  interest  in a  leasehold  estate.  The
Mortgaged  Property is located in the state  identified in the related Mortgage Loan Schedule and consists of a single  parcel of real  property  with a detached  single  family  residence  erected  thereon,  or a townhouse,  or a two-to four-family dwelling, or an individual  condominium unit in a condominium project, or an individual unit in a planned unit  development or a de minimis planned unit  development;  provided, however,  that no residence or dwelling is a single parcel of real property with a  manufactured  home not affixed to a permanent  foundation,  or a mobile home. Any  condominium  unit or planned unit  development conforms  with the  Company's  underwriting  guidelines.  As of the  Origination  Date,  no portion of any
Mortgaged  Property was used for commercial  purposes,  and since the Origination  Date, no portion of any
Mortgaged Property has been, or currently is, used for commercial purposes;

         (kk)  Payments on the Mortgage  Loan  commenced no more than sixty (60) days after the funds were disbursed in connection  with the Mortgage  Loan.  Each of the Mortgage  Loans will amortize  fully by the stated maturity date;

         (ll) The Mortgage  Property was lawfully  occupied  under  applicable  law, and all  inspections, licenses  and  certificates  required to be made or issued with  respect to all  occupied  portions of the
Mortgaged  Property and,  with respect to the use and occupancy of the same,  including but not limited to certificates  of  occupancy  and fire  underwriting  certificates,  have  been made or  obtained  from the appropriate authorities;

         (mm) There is no pending  action or  proceeding  directly  involving  the  Mortgaged  Property in which  compliance  with any  environmental  law, rule or regulation is an issue;  there is no violation of any  environmental  law, rule or regulation  with respect to the Mortgaged  Property;  and the Company has not  received  any notice of any  environmental  hazard on the  Mortgaged  Property  and  nothing  further remains to be done to satisfy in full all  requirements of each such law, rule or regulation  constituting a prerequisite to use and enjoyment of said property;

         (nn) The  Mortgagor  has not  notified  the  Company,  and the  Company has no  knowledge  of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2004;

         (oo)  No  Mortgage  Loan  is a  construction  or  rehabilitation  Mortgage  Loan  or was  made to facilitate the trade-in or exchange of a Mortgaged Property;

         (pp)     The Mortgagor for each Mortgage Loan is a natural person;

         (qq)     None of the Mortgage Loans are Co-op Loans;

         (rr)     With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

         (ss)     With respect to each  Mortgage  Loan either (i) the fair market  value of the  Mortgaged
Property  securing such Mortgage Loan was at least equal to 80 percent of the original  principal  balance of such  Mortgage  Loan at the time such  Mortgage  Loan was  originated  or (ii) (a) the Mortgage Loan is only secured by the Mortgage  Property and (b)  substantially  all of the proceeds of such  Mortgage  Loan were used to acquire or to improve or protect the Mortgage  Property.  For the  purposes of the  preceding sentence,  if the Mortgage Loan has been  significantly  modified other than as a result of a default or a reasonable  foreseeable  default,  the modified  Mortgage Loan will be viewed as having been originated on the date of the modification;

         (tt) The Mortgage Loan was  originated  by a mortgagee  approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National  Housing Act, a savings and loan  association,  a savings  bank, a commercial bank, credit union,  insurance company or similar  institution which is supervised and examined by a federal or state authority;

         (uu) None of the Mortgage  Loans are simple  interest  Mortgage  Loans and none of the  Mortgaged
Properties are timeshares;

     (vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.  With respect to each Mortgage Loan which has passed its initial Adjustment Date, the Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage
     Note and Mortgage;

         (ww) Each  Mortgage  Note,  each  Mortgage,  each  Assignment  and any other  documents  required pursuant to this  Agreement  to be delivered to the  Purchaser or its  designee,  or its assignee for each
Mortgage  Loan,  have been,  on or before the related  Closing  Date,  delivered  to the  Purchaser or its designee, or its assignee;

         (xx)  There is no  Mortgage  Loan that was  originated  on or after  October  1, 2002 and  before
March 7, 2003, which is secured by property located in the State of Georgia;

         (yy) No proceeds  from any Mortgage  Loan were used to finance  single-premium  credit  insurance policies;

                   (zz) No  Mortgagor  was  encouraged  or  required  to select a  Mortgage  Loan  product offered  by the  Mortgage  Loan's  originator  which is a higher  cost  product designed for less creditworthy  Mortgagors,  unless at the time of the Mortgage
                           Loan's  origination,  such Mortgagor did not qualify taking into account credit history and debt-to-income  ratios for a lower-cost credit product then offered by the Mortgage  Loan's  originator  or any  affiliate  of the Mortgage  Loan's originator.  If,  at the  time of loan  application,  the  Mortgagor  may  have qualified for a lower-cost  credit product then offered by any mortgage lending affiliate of the Mortgage Loan's  originator,  the Mortgage  Loan's  originator referred  the  Mortgagor's  application  to  such  affiliate  for  underwriting consideration;

         (aaa) The  methodology  used in  underwriting  the  extension  of credit for each  Mortgage  Loan employs  objective  mathematical  principles which relate the Mortgagor's  income,  assets and liabilities
(except  for any  Mortgage  Loan which does not  require  statement  of income or assets) to the  proposed payment and such  underwriting  methodology  does not rely on the extent of the Mortgagor's  equity in the collateral as the principal  determining  factor in approving  such credit  extension.  Such  underwriting methodology  confirmed  that  at the  time  of  origination  (application/approval)  the  Mortgagor  had a reasonable ability to make timely payments on the Mortgage Loan;

         (bbb) With respect to any Mortgage  Loan that  contains a provision  permitting  imposition  of a premium upon a prepayment  prior to maturity:  (i) prior to the loan's  origination,  the Mortgagor agreed to  such  premium  in  exchange  for a  monetary  benefit,  including  but  not  limited  to a rate or fee reduction,  (ii) prior to the loan's  origination,  the  Mortgagor  was offered the option of  obtaining a mortgage loan that did not require  payment of such a premium,  (iii) the prepayment  premium is disclosed to the  Mortgagor  in the  loan  documents  pursuant  to  applicable  state  and  federal  law,  and  (iv)
notwithstanding  any state or federal law to the contrary,  the Company  shall not impose such  prepayment premium in any  instance  when the Mortgage is  accelerated  as the result of the  Mortgagor's  default in making the loan payments;

         (ccc) No  Mortgagor  was required to purchase  any credit  life,  disability,  accident or health insurance  product as a condition of obtaining  the extension of credit.  No Mortgagor  obtained a prepaid single-premium  credit  life,  disability,  accident or health  insurance  policy in  connection  with the origination of the Mortgage Loan;

         (ddd)  The  Company  will  transmit  full-file  credit  reporting  data  for each  Mortgage  Loan pursuant to the Fannie Mae Selling Guide and that for each Mortgage  Loan,  the Company  agrees it shall report one of the following statuses each month as follows: new origination,  current,  delinquent (30-,
  60-, 90-days, etc.), foreclosed, or charged-off;

         (eee) With  respect to any  Mortgage  Loan  originated  on or after  August 1, 2004,  neither the related  Mortgage nor the related  Mortgage  Note  requires  the  Mortgagor  to submit to  arbitration  to resolve any dispute arising out of or relating in any way to the Mortgage Loan;

         (fff) No Mortgage  Loan is secured by Mortgaged  Property in the  Commonwealth  of  Massachusetts
with a loan  application  date on or after  November 7, 2004 that  refinances a mortgage loan that is less than sixty (60) months old,  unless such Mortgage Loan (1) is on an  investment  property,  (ii) meets the requirements  set forth in the Code of Massachusetts  Regulation  ("CMR"),  209 CMR 53.04(1)(b),  or (iii)
meets the requirements set forth in the 209 CMR 53.04(1)(c);

         (ggg)  For any  Mortgage  Loan with  Mortgaged  Property  located in Texas which is a second lien and the interest  rate is in excess of 10% where terms of the Mortgage  Note contain a provision for which the  Mortgagor  may be entitled to prepaid  interest  upon payoff,  no Mortgagor  paid any  administrative fees,  points,  or loan origination fees which would actually result in any prepaid interest being due the
Mortgagor under the terms of the Mortgage Note; and

         (hhh)    The  Company  has  complied  with  all  applicable   anti-money   laundering   laws  and
regulations,  including  without  limitation  the USA Patriot Act of 2001  (collectively,  the  Anti-Money
Laundering  Laws").  The Company has established an anti-money  laundering  compliance program as required by the Anti-Money  Laundering  Laws and has  conducted the requisite due diligence in connection  with the
origination  of each  Mortgage  Loan for the  purposes of the  Anti-Money  Laundering  Laws.   The Company
further  represents that it takes reasonable  efforts to determine  whether  any Mortgagor  appears on any list of blocked or prohibited parties designated by the U.S. Department of Treasury.

         Section 3.03      Repurchase; Substitution.

         It is understood  and agreed that the  representations  and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage  Loans and delivery of the Mortgage Loan  Documents to the
Purchaser,  or its  designee,  and  shall  inure to the  benefit  of the  Purchaser,  notwithstanding  any restrictive  or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of examination,  of any Mortgage  File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing  representations  and warranties which materially and adversely  affects the value of the Mortgage  Loans or the interest of the  Purchaser in any Mortgage  Loan,  the party  discovering  such breach  shall give  prompt  written  notice to the other.  The  Company  shall have a period of sixty (60)
days from the  earlier of its  discovery  or its  receipt  of notice of any such  breach  within  which to correct or cure such  breach.  The  Company  hereby  covenants  and agrees  that if any such breach is not corrected or cured within such sixty day period,  the Company  shall,  at the  Purchaser's  option and not later than ninety (90) days of its  discovery  or its receipt of notice of such  breach,  repurchase  such
Mortgage Loan at the  Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser's  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall  involve any  representation  or warranty set forth in Section 3.01, and such breach is not cured within sixty (60)
days of the earlier of either  discovery  by or notice to the Company of such breach,  all Mortgage  Loans shall,  at the option of the Purchaser,  be repurchased by the Company at the Repurchase  Price.  Any such repurchase  shall be  accomplished  by wire transfer of  immediately  available  funds to Purchaser in the amount of the Repurchase Price.

         If the Company is required to repurchase  any Mortgage  Loan  pursuant to this Section 3.03,  the
Company may, with the  Purchaser's  prior consent and at the Purchaser's  sole option,  within ninety (90)
days from the related Closing Date,  remove such defective  Mortgage Loan from the terms of this Agreement and substitute  another  mortgage loan for such  defective  Mortgage  Loan, in lieu of  repurchasing  such defective  Mortgage  Loan.  Any substitute  Mortgage Loan is subject to the Purchaser  acceptability.  Any substituted  Loans will comply with the  representations  and warranties set forth in this Agreement as of the substitution date.

         The Company  shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal  of the removed  Mortgage  Loan  from  this  Agreement  and the  substitution  of such  substitute  Mortgage  Loan therefor.  Upon such  amendment,  the Purchaser shall review the Mortgage File delivered to it relating to the substitute  Mortgage  Loan. In the event of such a  substitution,  accrued  interest on the substitute
Mortgage Loan for the month in which the  substitution  occurs and any Principal  Prepayments made thereon during  such month shall be the  property of the  Purchaser  and  accrued  interest  for such month on the
Mortgage Loan for which the  substitution is made and any Principal  Prepayments  made thereon during such month shall be the property of the Company.  The  principal  payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the  Mortgage  Loan for which the  substitution  is made due on such date shall be the  property of the
Purchaser.

         For any month in which the Company is permitted to  substitute  one or more  substitute  Mortgage
Loans,  the Company will  determine the amount (if any) by which the aggregate  Stated  Principal  Balance
(after  application of the principal  portion of all scheduled  payments due in the month of substitution)
of all the  substitute  Mortgage  Loans in the month of  substitution  is less then the  aggregate  Stated
Principal  Balance (after  application of the principal  portion of the scheduled payment due in the month of  substitution)  of the  such  replaced  Mortgage  Loan.  An  amount  equal  to the  aggregate  of  such deficiencies  described in the  preceding  sentence for any  Remittance  Date shall be deposited  into the
Custodial  Account by the Company on the related  Determination  Date in the month  following the calendar month during which the substitution occurred.

         It is  understood  and agreed that the  obligation  of the Company set forth in this Section 3.03 to cure,  repurchase or substitute for a defective  Mortgage Loan, and to indemnify the Purchaser pursuant to Section  8.01,  constitute  the sole  remedies of the  Purchaser  respecting a breach of the  foregoing representations  and  warranties.  If the  Company  fails to  repurchase  or  substitute  for a  defective
Mortgage  Loan in accordance  with this Section  3.03,  or fails to cure a defective  Mortgage Loan to the
Purchaser's  reasonable  satisfaction  in accordance with this Section 3.03, or to indemnify the Purchaser pursuant to Section 8.01,  that failure  shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this  Agreement as a result  thereof.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this  Agreement for cause,  as set forth in Sections
10.01 and 11.01.

         Any  cause of  action  against  the  Company  relating  to or  arising  out of the  breach of any representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon
(i) the  earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the
Company,  (ii) failure by the Company to cure such breach or  repurchase  such  Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         In the event that any Mortgage Loan is held by a REMIC,  notwithstanding  any contrary  provision of this  Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant to Subsection 3.03 shall be made after the applicable  REMIC's "start up day" (as  defined in Section  860G(a) (9) of the Code),  unless the Company has  obtained an Opinion of
Counsel  to the  effect  that  such  substitution  will  not (i)  result  in the  imposition  of  taxes on
"prohibited  transactions"  of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

         Section 3.04      Representations and Warranties of the Purchaser.

         The Purchaser  represents,  warrants and covenants to the Company that, as of the related Closing
Date or as of such date specifically provided herein:

         (c)      The Purchaser is a corporation,  dully organized  validly  existing and in good standing under the laws of the State of Delaware  and is qualified  to transact  business  in, is in good  standing under the laws of, and  possesses  all licenses  necessary  for the conduct of its business in, each state in which any Mortgaged  Property is located or is otherwise  exempt or not required  under  applicable law to effect such qualification or license;

         (d)      The  Purchaser  has full power and  authority to hold each  Mortgage  Loan,  to purchase each  Mortgage  Loan  pursuant to this  Agreement  and the related Term Sheet and to execute,  deliver and perform,  and to enter  into and  consummate  all  transactions  contemplated  by this  Agreement  and the related  Term  Sheet  and to  conduct  its  business  as  presently  conducted,  has duly  authorized  the execution,  delivery and  performance of this Agreement and the related Term Sheet,  has duly executed and delivered this Agreement and the related Term Sheet;

         (c)      None of the  execution and delivery of this  Agreement  and the related Term Sheet,  the purchase  of the  Mortgage  Loans,  the  consummation  of the  transactions  contemplated  hereby,  or the fulfillment  of or compliance  with the terms and  conditions of this Agreement and the related Term Sheet will conflict with any of the terms,  conditions  or provisions of the  Purchaser's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or provisions of any legal  restriction  or any  agreement or  instrument to which the Purchaser is now a party or by which it is bound,  or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule,  regulation,  order, judgment or decree to which the Purchaser or its property is subject;

         (d)      There is no  litigation,  suit,  proceeding or  investigation  pending or to the best of the Purchaser's  knowledge,  threatened against the Purchaser,  or any order or decree with respect to the
Purchaser  which is  reasonably  likely to have a material  adverse  effect on the purchase of the related
Mortgage Loans, the execution,  delivery or  enforceability  of this Agreement and the related Term Sheet, or which is  reasonably  likely to have a  material  adverse  effect  on the  financial  condition  of the
Purchaser;

         (e)      No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the  Purchaser of or compliance by the
Purchaser  with this  Agreement  and the related Term Sheet,  the  purchase of the  Mortgage  Loans or the consummation  of the  transactions  contemplated  by this  Agreement and the related Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

         (f)      The  consummation  of the  transactions  contemplated  by this Agreement and the related
Term Sheet is in the ordinary course of business of the Purchaser;

         (h)      The  Purchaser  will treat the  purchase  of the  Mortgage  Loans from the  Company as a purchase for reporting, tax and accounting purposes; and

         (i)      The Purchaser  does not believe,  nor does it have any cause or reason to believe,  that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

         The Purchaser shall indemnify the Company and hold it harmless  against any claims,  proceedings, losses, damages,  penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs, judgments,  and other costs and expenses  resulting from a breach by the Purchaser of the  representations and  warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the
Purchaser set forth in this Section 3.04 to indemnify the Seller as provided  herein  constitute  the sole remedies of the Company respecting a breach of the foregoing representations and warranties.

                                                ARTICLE IV

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01      Company to Act as Servicer.

         The Company,  as independent  contract servicer,  shall service and administer the Mortgage Loans in accordance with this Agreement and the related Term Sheet and with Accepted  Servicing  Practices,  and shall  have full  power  and  authority,  acting  alone,  to do or cause to be done any and all  things in connection  with such servicing and  administration  which the Company may deem necessary or desirable and consistent  with the terms of this  Agreement  and the  related  Term  Sheet and with  Accepted  Servicing
Practices  and  exercise  the same care that it  customarily  employs for its own  account.  Except as set forth in this  Agreement  and the related Term Sheet,  the Company  shall  service the  Mortgage  Loans in strict  compliance  with the servicing  provisions of the Fannie Mae Guides  (special  servicing  option), which  include,  but are not limited to,  provisions  regarding the  liquidation  of Mortgage  Loans,  the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges, the maintenance of hazard  insurance with a Qualified  Insurer,  the  maintenance of mortgage  impairment  insurance,  the maintenance  of  fidelity  bond and  errors and  omissions  insurance,  inspections,  the  restoration  of
Mortgaged  Property,  the maintenance of Primary Mortgage  Insurance  Policies and Lender Primary Mortgage
Insurance  Policies,  insurance claims, the title,  management and disposition of REO Property,  permitted withdrawals  with  respect  to  REO  Property,  liquidation  reports,  and  reports  of  foreclosures  and abandonments of Mortgaged  Property,  the transfer of Mortgaged  Property,  the release of Mortgage Files,
annual  statements,   and  examination  of  records  and  facilities.   In  the  event  of  any  conflict,
inconsistency  or  discrepancy  between any of the servicing  provisions of this Agreement and the related
Term  Sheet  and any of the  servicing  provisions  of the  Fannie  Mae  Guides,  the  provisions  of this
Agreement and the related Term Sheet shall control and be binding upon the Purchaser and the Company.

         Consistent  with the terms of this  Agreement and the related Term Sheet,  the Company may waive, modify or vary any term of any  Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any Mortgagor if in the Company's  reasonable and prudent  determination  such waiver,  modification,  postponement or indulgence is not materially  adverse to the Purchaser,  provided, however,  that unless the Company has obtained the prior  written  consent of the  Purchaser,  the Company shall not  permit any  modification  with  respect to any  Mortgage  Loan that would  change the  Mortgage
Interest  Rate,  defer for more than ninety (90) days or forgive any  payment of  principal  or  interest, reduce or increase the outstanding  principal  balance (except for actual payments of principal) or change the final  maturity  date on such  Mortgage  Loan.  In the event of any such  modification  which has been agreed to in writing by the  Purchaser  and which  permits the deferral of interest or principal  payments on any Mortgage Loan, the Company shall,  on the Business Day  immediately  preceding the Remittance  Date in any month in which any such principal or interest  payment has been deferred,  deposit in the Custodial
Account from its own funds,  in accordance  with Section  4.04,  the  difference  between (a) such month's principal and one month's  interest at the Mortgage Loan Remittance Rate on the unpaid  principal  balance of such  Mortgage  Loan and (b) the  amount  paid by the  Mortgagor.  The  Company  shall be  entitled  to reimbursement  for such  advances to the same extent as for all other  advances  pursuant to Section 4.05.
Without  limiting the generality of the foregoing,  the Company shall continue,  and is hereby  authorized and empowered, to prepare,  execute and deliver on behalf of itself and the Purchaser,  all instruments of satisfaction  or  cancellation,  or of  partial  or  full  release,  discharge  and all  other  comparable instruments,  with  respect  to  the  Mortgage  Loans  and  with  respect  to  the  Mortgaged  Properties.
Notwithstanding  anything herein to the contrary,  the Company may not enter into a forbearance  agreement or similar  arrangement  with respect to any  Mortgage  Loan which runs more than 180 days after the first delinquent  Due Date.  Any such  agreement  shall be approved by the  Purchaser  and, if required,  by the
Primary  Mortgage  Insurance  Policy insurer and Lender Primary  Mortgage  Insurance  Policy  insurer,  if required.

         Notwithstanding  anything  in this  Agreement  to the  contrary,  if any  Mortgage  Loan  becomes subject to a Pass-Through  Transfer,  the Company (a) with respect to such Mortgage Loan, shall not permit any modification  with respect to such Mortgage Loan that would change the Mortgage  Interest Rate and (b)
shall not (unless the  Mortgagor is in default with respect to such  Mortgage  Loan or such default is, in the  judgment  of the  Company,  reasonably  foreseeable)  make or  permit  any  modification,  waiver  or amendment of any term of such  Mortgage  Loan that would both (i) effect an exchange or reissuance of such
Mortgage Loan under Section 1001 of the Code (or Treasury  regulations  promulgated  thereunder)  and (ii)
cause any REMIC to fail to qualify as a REMIC under the Code or the  imposition of any tax on  "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

         Prior to taking  any  action  with  respect  to the  Mortgage  Loans  subject  to a  Pass-Through
Transfer,  which is not  contemplated  under the  terms of this  Agreement,  the  Company  will  obtain an
Opinion of Counsel  acceptable to the trustee in such  Pass-Through  Transfer with respect to whether such action could result in the  imposition  of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a
REMIC set forth in Section  860G(d) of the  Code)(either  such event,  an "Adverse REMIC Event"),  and the
Company  shall not take any such  actions  as to which it has been  advised  that an Adverse  REMIC  Event could occur.

         The  Company  shall not permit the  creation  of any  "interests"  (within the meaning of Section
860G of the Code) in any REMIC.  The Company  shall not enter into any  arrangement  by which a REMIC will receive a fee or other  compensation  for  services  nor permit a REMIC to receive  any income from assets other than "qualified  mortgages" as defined in Section 860G(a)(3) of the Code or "permitted  investments"
as defined in Section 860G(a)(5) of the Code.

         In servicing and  administering  the Mortgage Loans, the Company shall employ Accepted  Servicing
Practices,  giving due consideration to the Purchaser's  reliance on the Company.  Unless a different time period is stated in this  Agreement  or the related  Term  Sheet,  the  Purchaser  shall be deemed to have given consent in connection  with a particular  matter if the Purchaser  does not  affirmatively  grant or deny consent within five (5) Business Days from the date the Purchaser  receives a second written  request for consent for such matter from the Company as servicer.

         The Mortgage Loans may be  subserviced  by a Subservicer  on behalf of the Company  provided that the  Subservicer  is an entity that engages in the business of servicing  loans,  and in either case shall be authorized to transact  business,  and licensed to service mortgage loans, in the state or states where the  related  Mortgaged  Properties  it is to  service  are  situated,  if and to the extent  required  by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing
Agreement,  and in  either  case  shall  be a FHLMC or  Fannie  Mae  approved  mortgage  servicer  in good standing,  and no event has occurred,  including but not limited to a change in insurance coverage,  which would make it unable to comply with the  eligibility  requirements  for  lenders  imposed by Fannie Mae or for  seller/servicers  imposed by Fannie Mae or FHLMC,  or which would require  notification to Fannie Mae or FHLMC. In addition,  each Subservicer will obtain and preserve its  qualifications  to do business as a foreign  corporation  and its  licenses to service  mortgage  loans,  in each  jurisdiction  in which such qualifications  and/or  licenses are or shall be necessary to protect the validity and  enforceability  of this  Agreement,  or any of the Mortgage  Loans and to perform or cause to be  performed  its duties under the  related  Subservicing  Agreement.  The Company  may  perform  any of its  servicing  responsibilities hereunder or may cause the Subservicer to perform any such servicing  responsibilities  on its behalf, but the use by the  Company of the  Subservicer  shall not release  the  Company  from any of its  obligations hereunder  and  the  Company  shall  remain  responsible  hereunder  for all  acts  and  omissions  of the
Subservicer  as fully as if such acts and omissions  were those of the Company.  The Company shall pay all fees and expenses of the Subservicer  from its own funds, and the  Subservicer's  fee shall not exceed the
Servicing  Fee. The Company shall notify the  Purchaser  promptly in writing upon the  appointment  of any
Subservicer.

         At the cost and expense of the Company,  without any right of  reimbursement  from the  Custodial
Account,  the Company shall be entitled to terminate the rights and  responsibilities  of the  Subservicer and arrange for any  servicing  responsibilities  to be performed by a successor  subservicer  meeting the requirements  in the  preceding  paragraph;  provided,  however,  that nothing  contained  herein shall be deemed to prevent or prohibit the Company,  at the Company's option,  from electing to service the related
Mortgage Loans itself.  In the event that the Company's  responsibilities  and duties under this Agreement are  terminated  pursuant to Section  4.03,  4.13,  8.04,  9.01 or 10.01 and if  requested to do so by the
Purchaser,  the Company  shall at its own cost and expense  terminate the rights and  responsibilities  of the  Subservicer  effective as of the date of termination of the Company.  The Company shall pay all fees, expenses or penalties  necessary in order to terminate the rights and  responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

         Notwithstanding  any of the provisions of this Agreement  relating to agreements or  arrangements between the Company and the  Subservicer or any reference  herein to actions taken through the Subservicer or  otherwise,  the  Company  shall not be  relieved  of its  obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and  conditions  as if it alone were  servicing  and administering  the  Mortgage  Loans.  The Company  shall be entitled to enter into an  agreement  with the
Subservicer  for  indemnification  of the  Company  by the  Subservicer  and  nothing  contained  in  this
Agreement  shall be deemed to limit or modify such  indemnification.  The Company will  indemnify and hold the Purchaser  harmless  from any loss,  liability or expense  arising out of its use of a Subservicer  to perform any of its servicing duties, responsibilities and obligations hereunder.

         Any  Subservicing  Agreement  and any other  transactions  or services  relating to the  Mortgage
Loans involving the Subservicer  shall be deemed to be between the Subservicer and the Company alone,  and the Purchaser shall have no obligations,  duties or liabilities with respect to the Subservicer  including no  obligation,  duty or  liability of the  Purchaser  to pay the  Subservicer's  fees and  expenses.  For purposes of  distributions  and advances by the Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

         Section 4.02      Collection of Mortgage Loan Payments.

         Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall,  to the extent such  procedures  shall be consistent with this Agreement,  Accepted  Servicing  Practices,  and the terms and provisions of any related Primary
Mortgage  Insurance  Policy  and  Lender  Primary  Mortgage  Insurance  Policy,   follow  such  collection
procedures  as it follows with respect to mortgage  loans  comparable  to the Mortgage  Loans and held for its own  account.  Further,  the Company  will take special care in  ascertaining  and  estimating  annual escrow  payments,  and all other charges  that, as provided in the Mortgage,  will become due and payable, so that the  installments  payable by the  Mortgagors  will be  sufficient to pay such charges as and when they become due and payable.

         In no event will the Company  waive its right to any  prepayment  penalty or premium  without the prior  written  consent of the  Purchaser  and the Company will use diligent  efforts to collect same when due except as otherwise  provided in the  prepayment  penalty  provisions  provided in the  Mortgage  Loan
Documents.

         Section 4.03      Realization Upon Defaulted Mortgage.

         The Company shall use its best efforts,  consistent  with the  procedures  that the Company would use in servicing loans for its own account,  consistent  with Accepted  Servicing  Practices,  any Primary
Mortgage  Insurance  Policies and Lender Primary Mortgage  Insurance Policies and the best interest of the
Purchaser,  to foreclose upon or otherwise  comparably  convert the ownership of properties  securing such of the Mortgage  Loans as come into and continue in default and as to which no  satisfactory  arrangements can be made for  collection of delinquent  payments  pursuant to Section 4.01.  Foreclosure  or comparable proceedings  shall be initiated  within ninety (90) days of default for Mortgaged  Properties for which no satisfactory  arrangements  can be made for  collection  of  delinquent  payments,  subject  to state  and federal law and  regulation.  The Company  shall use its best efforts to realize upon  defaulted  Mortgage
Loans in such manner as will  maximize the receipt of  principal  and  interest by the  Purchaser,  taking into  account,  among other things,  the timing of  foreclosure  proceedings.  The foregoing is subject to the provisions  that, in any case in which a Mortgaged  Property shall have suffered  damage,  the Company shall not be required to expend its own funds  toward the  restoration  of such  property  unless it shall determine in its  discretion  (i) that such  restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the Purchaser  after  reimbursement  to itself for such expenses,  and (ii) that such expenses will be recoverable by the Company through Insurance  Proceeds or Liquidation  Proceeds from the related  Mortgaged  Property,  as  contemplated  in Section  4.05.  The  Company  shall  obtain  prior approval  of the  Purchaser  as to repair or  restoration  expenses  in  excess  of ten  thousand  dollars
($10,000).  The  Company  shall  notify  the  Purchaser  in  writing of the  commencement  of  foreclosure proceedings  and not less  than  five (5)  days  prior to the  acceptance  or  rejection  of any  offer of reinstatement.  The Company  shall be  responsible  for all costs and expenses  incurred by it in any such proceedings or functions;  provided,  however, that it shall be entitled to reimbursement thereof from the related  property,  as contemplated in Section 4.05.  Notwithstanding  anything to the contrary  contained herein,  in connection  with a foreclosure  or acceptance of a deed in lieu of  foreclosure,  in the event the Company has  reasonable  cause to believe that a Mortgaged  Property is  contaminated  by hazardous or toxic substances or wastes, or if the Purchaser  otherwise requests an environmental  inspection or review of such Mortgaged  Property,  such an inspection or review is to be conducted by a qualified  inspector at the  Purchaser's  expense.  Upon  completion of the  inspection,  the Company shall  promptly  provide the
Purchaser  with a written  report of the  environmental  inspection.  After  reviewing  the  environmental inspection  report,  the  Purchaser  shall  determine  how the Company  shall  proceed with respect to the
Mortgaged Property.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate  the Company as servicer of any Mortgage  Loan which  becomes  ninety
(90) days or  greater  delinquent  in payment  of a  scheduled  Monthly  Payment,  without  payment of any termination fee with respect thereto,  provided that the Company shall on the date said termination  takes effect be  reimbursed  for any  unreimbursed  Monthly  Advances of the  Company's  funds made  pursuant to
Section 5.03 and any  unreimbursed  Servicing  Advances and  Servicing  Fees in each case  relating to the
Mortgage  Loan  underlying  such  delinquent  Mortgage Loan  notwithstanding  anything to the contrary set forth in Section  4.05.  In the event of any such  termination,  the  provisions  of Section  11.01 hereof shall apply to said  termination  and the  transfer of  servicing  responsibilities  with  respect to such delinquent Mortgage Loan to the Purchaser or its designee.

         In the event that a Mortgage  Loan  becomes  part of a REMIC,  and  becomes  REO  Property,  such property  shall be disposed of by the Company,  with the consent of the Purchaser as required  pursuant to this  Agreement,  before the close of the third  taxable  year  following  the  taxable  year in which the
Mortgage  Loan  became an REO  Property,  unless the Company  provides to the trustee  under such REMIC an
Opinion of Counsel to the effect  that the  holding of such REO  Property  subsequent  to the close of the third taxable year  following  the taxable year in which the Mortgage  Loan became an REO  Property,  will not result in the  imposition  of taxes on  "prohibited  transactions"  as defined in Section  860F of the
Code,  or  cause  the  transaction  to fail to  qualify  as a REMIC  at any  time  that  certificates  are outstanding.  The Company  shall  manage,  conserve,  protect and operate  each such REO  Property for the certificateholders  solely for the purpose of its prompt  disposition  and sale in a manner which does not cause  such  property  to fail to  qualify  as  "foreclosure  property"  within  the  meaning  of  Section
860F(a)(2)(E)  of the Code,  or any "net income from  foreclosure  property"  which is subject to taxation under the REMIC  provisions  of the Code.  Pursuant  to its  efforts to sell such  property,  the  Company shall either  itself or through an agent  selected by the Company,  protect and conserve  such property in the same manner and to such an extent as is  customary  in the  locality  where such  property is located.
Additionally,  the Company shall perform the tax  withholding  and reporting  related to Sections 1445 and
6050J of the Code.

         Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan  separate  and apart from any of its own funds and general  assets and shall  establish  and maintain one or more  Custodial  Accounts.  The  Custodial  Account  shall be an Eligible  Account.  Funds shall be deposited in the Custodial  Account within  twenty-four  (24) hours of receipt,  and shall at all times be insured by the FDIC up to the FDIC  insurance  limits,  or must be invested in Permitted  Investments  for the benefit of the  Purchaser.  Funds  deposited in the  Custodial  Account may be drawn on by the Company in  accordance  with Section 4.05.  The creation of any  Custodial  Account shall be evidenced by a letter agreement  in the form  shown in  Exhibit  B  hereto.  The  original  of such  letter  agreement  shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

         The Company  shall  deposit in the  Custodial  Account on a daily basis,  and retain  therein the following  payments and collections  received or made by it subsequent to the Cut-off Date, or received by it prior to the  Cut-off  Date but  allocable  to a period  subsequent  thereto,  other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

         (i)      all payments on account of principal,  including Principal Prepayments,  on the Mortgage
Loans;

         (ii)     all  payments on account of  interest on the  Mortgage  Loans  adjusted to the  Mortgage
Loan Remittance Rate;

         (iii)    all Liquidation Proceeds;

         (iv)     any  amounts  required  to be  deposited  by the  Company  in  connection  with  any REO
Property  pursuant to Section 4.13 and in  connection  therewith,  the Company shall provide the Purchaser with written detail itemizing all of such amounts;

         (v)      all Insurance  Proceeds  including amounts required to be deposited pursuant to Sections
4.08,  4.10 and 4.11,  other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in  accordance  with Accepted  Servicing
Practices, the Mortgage Loan Documents or applicable law;

         (vi)     all  Condemnation  Proceeds  affecting any Mortgaged  Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

         (vii)    any Monthly Advances;

         (viii)   with  respect to each full or partial  Principal  Prepayment,  any  Prepayment  Interest
Shortfalls,  to the extent of the Company's  aggregate  Servicing Fee received with respect to the related
Prepayment Period;

         (ix)     any  amounts  required  to be  deposited  by the  Company  pursuant  to Section  4.10 in connection with the deductible clause in any blanket hazard insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor; and

         (x)      any amounts  required  to be  deposited  in the  Custodial  Account  pursuant to Section
4.01, 4.13 or 6.02.

         The  foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment charges and assumption  fees, to the extent  permitted by Section 6.01, need not be deposited by the Company in the Custodial  Account.  Any interest paid on funds  deposited in the Custodial  Account by the  depository  institution  shall  accrue to the  benefit of the  Company  and the  Company  shall be entitled to retain and withdraw such interest from the  Custodial  Account  pursuant to Section  4.05(iv).
The  Purchaser  shall not be  responsible  for any losses  suffered with respect to investment of funds in the Custodial Account.

         Section 4.05      Permitted Withdrawals From the Custodial Account.

         The Company  may,  from time to time,  withdraw  from the  Custodial  Account  for the  following purposes:

         (i)      to make  payments to the  Purchaser  in the amounts  and in the manner  provided  for in
Section 5.01;

         (ii)     to reimburse  itself for Monthly  Advances,  the  Company's  right to  reimburse  itself pursuant to this  subclause  (ii) being  limited to amounts  received on the related  Mortgage  Loan which represent late  collections (net of the related  Servicing Fees) of principal  and/or interest  respecting which  any such  advance  was made,  it being  understood  that,  in the case of such  reimbursement,  the
Company's right thereto shall be prior to the rights of the Purchaser,  except that,  where the Company is required  to  repurchase  a  Mortgage  Loan,  pursuant  to  Section  3.03,  the  Company's  right  to such reimbursement  shall be  subsequent to the payment to the Purchaser of the  Repurchase  Price  pursuant to such Section and all other  amounts  required to be paid to the  Purchaser  with respect to such  Mortgage
Loan;

         (iii)    to reimburse  itself for unreimbursed  Servicing  Advances and any unpaid Servicing Fees
(or REO  administration  fees described in Section 4.13), the Company's right to reimburse itself pursuant to this  subclause  (iii)  with  respect to any  Mortgage  Loan being  limited  to related  proceeds  from
Liquidation  Proceeds,  Condemnation  Proceeds  and  Insurance  Proceeds in  accordance  with the relevant provisions of the Fannie Mae Guides or as otherwise  set forth in this  Agreement;  any recovery  shall be made upon liquidation of the REO Property;

         (iv)     to pay to  itself  as part of its  servicing  compensation  (a) any  interest  earned on funds in the Custodial  Account (all such interest to be withdrawn  monthly not later than each Remittance
Date),  and (b) the  Servicing  Fee from that  portion of any  payment or  recovery  as to  interest  with respect to a particular Mortgage Loan;

         (v)      to pay to itself with respect to each Mortgage Loan that has been  repurchased  pursuant to Section  3.03 all  amounts  received  thereon and not  distributed  as of the date on which the related
Repurchase Price is determined,

         (vi)     to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

         (vii)    to remove funds inadvertently placed in the Custodial Account by the Company;

         (vi)     to clear and terminate the Custodial  Account upon the  termination  of this  Agreement;
and

         (vii)    to reimburse itself for  Nonrecoverable  Advances to the extent not reimbursed  pursuant to clause (ii) or clause (iii).

         Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Company shall segregate and hold all funds  collected and received  pursuant to each Mortgage
Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible
Account.  Funds  deposited  in each  Escrow  Account  shall at all times be insured in a manner to provide maximum  insurance  under  the  insurance  limitations  of the  FDIC,  or must be  invested  in  Permitted
Investments.  Funds  deposited  in the Escrow  Account may be drawn on by the Company in  accordance  with
Section  4.07.  The creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The  original of such letter  agreement  shall be  furnished  to the  Purchaser on the
Closing Date, and upon request to any subsequent purchaser.

         The  Company  shall  deposit  in the Escrow  Account or  Accounts  on a daily  basis,  and retain therein:

         (i)      all Escrow  Payments  collected  on account of the  Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

         (ii)     all  Insurance  Proceeds  which are to be  applied to the  restoration  or repair of any
Mortgaged Property; and

         (iii)    all Servicing  Advances for Mortgagors  whose Escrow Payments are  insufficient to cover escrow disbursements.

         The Company shall make  withdrawals  from the Escrow  Account only to effect such payments as are required  under this  Agreement,  and for such other  purposes  as shall be as set forth or in  accordance with Section 4.07.  The Company  shall be entitled to retain any interest  paid on funds  deposited in the
Escrow Account by the depository  institution  other than interest on escrowed funds required by law to be paid to the  Mortgagor  and, to the extent  required by law,  the Company  shall pay  interest on escrowed funds to the Mortgagor  notwithstanding  that the Escrow Account is non-interest  bearing or that interest paid thereon is  insufficient  for such purposes.  The Purchaser  shall not be responsible  for any losses suffered with respect to investment of funds in the Escrow Account.

         Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by the Company only:

         (i)      to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  Primary
Mortgage  Insurance  Policy  premiums,  if applicable,  fire and hazard  insurance  premiums,  condominium assessments and comparable items;

         (ii)     to reimburse the Company for any  Servicing  Advance made by the Company with respect to a related  Mortgage Loan but only from amounts  received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

         (iii)    to refund to the Mortgagor any funds as may be determined to be overages;

         (iv)     for transfer to the Custodial Account in accordance with the terms of this Agreement;

         (v)      for application to restoration or repair of the Mortgaged Property;

         (vi)     to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii)    to clear and terminate the Escrow Account on the termination of this Agreement;

         (viii)   to pay to the  Mortgagors or other parties  Insurance  Proceeds  deposited in accordance with Section 4.06; and

         (viii)   to remove funds inadvertently placed in the Escrow Account by the Company.

         Section 4.08      Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage
         Insurance Policies; Collections Thereunder.

         With respect to each Mortgage Loan, the Company shall maintain  accurate  records  reflecting the status of ground rents, taxes,  assessments,  water rates and other charges which are or may become a lien upon the  Mortgaged  Property and the status of primary  mortgage  insurance  premiums and fire and hazard insurance  coverage  and shall  obtain,  from time to time,  all bills for the  payment  of such  charges, including  renewal  premiums  and  shall  effect  payment  thereof  prior  to the  applicable  penalty  or termination date and at a time appropriate for securing maximum  discounts  allowable,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been  estimated and  accumulated by the Company in amounts  sufficient  for such  purposes,  as allowed  under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company shall determine  that any such  payments  are made by the  Mortgagor  at the time they  first  become  due.  The
Company  assumes full  responsibility  for the timely  payment of all such bills and shall  effect  timely payments of all such bills  irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         The  Company  will  maintain  in full force and effect  Primary  Mortgage  Insurance  Policies or
Lender Primary  Mortgage  Insurance  Policies issued by a Qualified  Insurer with respect to each Mortgage
Loan for  which  such  coverage  is  herein  required.  Such  coverage  will be  terminated  only with the approval  of the  Purchaser,  until the LTV of the  related  Mortgage  Loan is reduced to that  amount for which Fannie Mae no longer  requires such insurance to be maintained,  or as required by applicable law or regulation.  The  Company  will not cancel or refuse to renew any  Primary  Mortgage  Insurance  Policy or
Lender  Primary  Mortgage  Insurance  Policy in effect on the Closing  Date that is required to be kept in force under this  Agreement  unless a replacement  Primary  Mortgage  Insurance  Policy or Lender  Primary
Mortgage  Insurance  Policy for such canceled or nonrenewed  policy is obtained from and maintained with a
Qualified  Insurer.  The Company  shall not take any action which would result in  non-coverage  under any applicable  Primary  Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance Policy of any loss which,  but for the actions of the Company  would have been covered  thereunder.  In  connection  with any assumption or  substitution  agreement  entered into or to be entered into  pursuant to Section 6.01,  the
Company shall promptly notify the insurer under the related Primary  Mortgage  Insurance  Policy or Lender
Primary Mortgage  Insurance  Policy, if any, of such assumption or substitution of liability in accordance with the terms of such  policy and shall  take all  actions  which may be  required  by such  insurer as a condition to the  continuation of coverage under the Primary  Mortgage  Insurance Policy or Lender Primary
Mortgage  Insurance  Policy.  If such  Primary  Mortgage  Insurance  Policy  or  Lender  Primary  Mortgage
Insurance  Policy is terminated as a result of such assumption or  substitution of liability,  the Company shall obtain a replacement  Primary Mortgage  Insurance Policy or Lender Primary Mortgage Insurance Policy
as provided above.

         In connection  with its  activities as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the Purchaser,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely  fashion  in  accordance  with the  terms of such  Primary  Mortgage  Insurance  Policy or Lender
Primary  Mortgage  Insurance  Policy and, in this  regard,  to take such action as shall be  necessary  to permit recovery under any Primary Mortgage  Insurance  Policy or Lender Primary Mortgage  Insurance Policy
respecting a defaulted  Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any  Primary  Mortgage  Insurance  Policy or  Lender  Primary  Mortgage  Insurance  Policy  shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09      Transfer of Accounts.

         The Company may  transfer the  Custodial  Account or the Escrow  Account to a different  Eligible
Account from time to time.  Such transfer shall be made only upon  obtaining the prior written  consent of the Purchaser, which consent will not be unreasonably withheld.

         Section 4.10      Maintenance of Hazard Insurance.

         The Company shall cause to be maintained  for each Mortgage Loan fire and hazard  insurance  with extended  coverage as is  acceptable  to Fannie Mae or FHLMC and customary in the area where the Mortgaged
Property is located in an amount which is equal to the greater of (a) the  outstanding  principal  balance of the Mortgage  Loan,  and (b) an amount such that the proceeds  thereof  shall be  sufficient to prevent the  Mortgagor  and/or the  mortgagee  from  becoming a  co-insurer.  If  required  by the Flood  Disaster
Protection  Act of 1973,  as amended,  each  Mortgage  Loan shall be covered by a flood  insurance  policy meeting the  requirements  of the current  guidelines of the Federal  Insurance  Administration  in effect with an insurance carrier acceptable to Fannie Mae or FHLMC, in an amount  representing  coverage not less than the  lesser  of (i) the  outstanding  principal  balance  of the  Mortgage  Loan,  (ii)  the  maximum insurable value of the  improvements  securing such Mortgage Loan or (iii) the maximum amount of insurance which is available  under the Flood  Disaster  Protection  Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Company  determines in accordance  with  applicable law and pursuant to the Fannie Mae Guides  that a  Mortgaged  Property  is located in a special  flood  hazard area and is not covered  by flood  insurance  or is  covered  in an amount  less  than the  amount  required  by the Flood
Disaster  Protection  Act of 1973,  as amended,  the Company shall notify the related  Mortgagor  that the
Mortgagor must obtain such flood  insurance  coverage,  and if said Mortgagor fails to obtain the required flood  insurance  coverage  within  forty-five  (45) days  after  such  notification,  the  Company  shall immediately  force place the required flood  insurance on the Mortgagor's  behalf.  The Company shall also maintain on each REO Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum  insurable value of the  improvements  which are a part of such property,  and, to the extent  required and available under the Flood Disaster  Protection Act of 1973, as amended,  flood insurance in an amount as provided  above.  Any amounts  collected by the Company  under any such policies other than amounts to be deposited in the Escrow  Account and applied to the  restoration or repair of the
Mortgaged  Property or REO Property,  or released to the Mortgagor in accordance  with Accepted  Servicing
Practices,  shall be deposited in the Custodial Account,  subject to withdrawal  pursuant to Section 4.05.
It is  understood  and agreed that no other  additional  insurance  need be required by the Company of the
Mortgagor or  maintained  on property  acquired in respect of the Mortgage  Loan,  other than  pursuant to this Agreement,  the Fannie Mae Guides or such  applicable  state or federal laws and regulations as shall at any time be in force  and as shall  require  such  additional  insurance.  All such  policies  shall be endorsed  with  standard  mortgagee  clauses  with loss payable to the Company and its  successors  and/or assigns  and shall  provide  for at least  thirty  (30) days  prior  written  notice of any  cancellation, reduction in the amount or material  change in coverage to the Company.  The Company  shall not  interfere with the  Mortgagor's  freedom of choice in selecting  either his  insurance  carrier or agent;  provided, however,  that the Company shall not accept any such insurance  policies from insurance  companies  unless such companies are Qualified Insurers.

         Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Company  shall obtain and maintain a blanket  policy  issued by a Qualified
Insurer  insuring  against  hazard  losses on all of the Mortgage  Loans,  then, to the extent such policy provides  coverage  in an amount  equal to the amount  required  pursuant  to Section  4.10 and  otherwise complies with all other  requirements  of Section 4.10, it shall  conclusively be deemed to have satisfied its  obligations  as set forth in  Section  4.10,  it being  understood  and agreed  that such  policy may contain a  deductible  clause,  in which case the  Company  shall,  in the event that there shall not have been maintained on the related  Mortgaged  Property or REO Property a policy  complying with Section 4.10, and there shall have been a loss which would have been  covered by such policy,  deposit in the  Custodial
Account the amount not otherwise  payable under the blanket policy because of such deductible  clause.  In connection  with its  activities  as servicer of the  Mortgage  Loans,  the Company  agrees to prepare and present,  on  behalf of the  Purchaser,  claims  under any such  blanket  policy  in a timely  fashion  in accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company shall cause to be delivered to the  Purchaser a certified  true copy of such policy and shall use its best efforts to obtain a statement  from the insurer  thereunder  that such policy shall in no event be  terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

         Section 4.12      Fidelity Bond, Errors and Omissions Insurance.

         The  Company  shall  maintain,  at its own  expense,  a blanket  fidelity  bond and an errors and omissions insurance policy, with broad coverage with responsible  companies on all officers,  employees or other persons  acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and papers  relating  to the  Mortgage  Loan.  The  Fidelity  Bond  shall be in the form of the  Financial
Institution  Bond Form A and shall  protect  and insure the Company  against  losses,  including  forgery, theft,  embezzlement  and fraud of such  persons.  The errors and  omissions  insurance  shall protect and insure  the  Company  against  losses  arising  out of errors and  omissions  and  negligent  acts of such persons.  Such errors and omissions  insurance shall also protect and insure the Company against losses in connection  with the failure to maintain any insurance  policies  required  pursuant to this Agreement and the  release  or  satisfaction  of a  Mortgage  Loan  without  having  obtained  payment  in  full  of the indebtedness  secured  thereby.  No provision of this Section 4.12  requiring  the Fidelity Bond or errors and  omissions  insurance  shall  diminish or relieve the Company from its duties and  obligations  as set forth in this  Agreement.  The  minimum  coverage  under any such bond and  insurance  policy  shall be at least equal to the  corresponding  amounts  required by Fannie Mae in the Fannie Mae Guides.  Upon request by the  Purchaser,  the  Company  shall  deliver to the  Purchaser a  certificate  from the surety and the insurer as to the  existence  of the Fidelity  Bond and errors and  omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such Fidelity  Bond or insurance  policy shall in no event be terminated  or  materially  modified  without  thirty (30) days' prior  written  notice to the
Purchaser.  The Company  shall notify the  Purchaser  within five (5)  business  days of receipt of notice that such  Fidelity  Bond or insurance  policy will be, or has been,  materially  modified or  terminated.
Upon request by the  Purchaser,  the Company  shall provide the  Purchaser  with an insurance  certificate certifying  coverage  under  this  Section  4.12,  and will  provide  an update to such  certificate  upon request, or upon renewal or material modification of coverage.

         Section 4.13      Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged  Property is acquired in  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate  of sale  shall be  taken in the name of the  Purchaser  or its designee,  or in the event the  Purchaser or its designee is not  authorized or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected  under the
"doing  business" or tax laws of such state by so holding title,  the deed or certificate of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an Opinion of Counsel  obtained by the Company  from an attorney  duly  licensed  to practice  law in the state where the REO  Property is located.  Any Person or Persons holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The  Company  shall  notify  the  Purchaser  in  accordance  with the  Fannie  Mae Guides of each acquisition  of REO  Property  upon such  acquisition  (and,  in any event,  shall  provide  notice of the consummation  of any  foreclosure  sale within  three (3) Business  Days of the date the Company  receives notice of such  consummation),  together with a copy of the drive by appraisal or brokers price opinion of the  Mortgaged  Property  obtained  in  connection  with  such  acquisition,  and  thereafter  assume  the responsibility  for  marketing  such  REO  property  in  accordance  with  Accepted  Servicing  Practices.
Thereafter,  the  Company  shall  continue to provide  certain  administrative  services to the  Purchaser relating to such REO Property as set forth in this  Section  4.13.  No Servicing  Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

         The Company shall,  either itself or through an agent selected by the Company,  and in accordance with the Fannie Mae Guides  manage,  conserve,  protect and operate  each REO  Property in the same manner that it manages,  conserves,  protects and operates other foreclosed property for its own account,  and in the same manner that similar  property in the same  locality as the REO  Property is managed.  The Company shall cause each REO Property to be inspected  promptly  upon the  acquisition  of title thereto and shall cause each REO Property to be inspected at least  monthly  thereafter  or more  frequently  as required by the  circumstances.  The  Company  shall  make  or  cause  to be  made  a  written  report  of  each  such inspection.  Such reports  shall be retained in the Mortgage  File and copies  thereof  shall be forwarded by the Company to the Purchaser.

         The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall sell such REO  Property in any event  within  three (3) years after title has been taken to such REO
Property.  No REO  Property  shall be  marketed  for less  than the  Appraised  Value,  without  the prior consent of the  Purchaser.  No REO Property shall be sold for less than  ninety-five  percent (95%) of its
Appraised  Value,  without the prior consent of  Purchaser.  All requests for  reimbursement  of Servicing
Advances  shall be in accordance  with the Fannie Mae Guides.  The  disposition  of REO Property  shall be carried out by the Company at such price,  and upon such terms and conditions,  as the Company deems to be in the best  interests of the  Purchaser  (subject to the above  conditions)  only with the prior  written consent of the  Purchaser.  The Company  shall  provide  monthly  reports to the Purchaser in reference to the status of the marketing of the REO Properties.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the  Purchaser  may,  at  the
Purchaser's  sole option,  terminate the Company as servicer of any such REO Property  without  payment of any termination  fee with respect  thereto;  provided that the Company shall on the date said  termination takes effect be reimbursed for any  unreimbursed  advances of the Company's funds made pursuant to Section
5.03 and any  unreimbursed  Servicing  Advances and  Servicing  Fees in each case relating to the Mortgage
Loan  underlying  such REO Property  notwithstanding  anything to the contrary set forth in Section  4.05.
In the  event of any such  termination,  the  provisions  of  Section  11.01  hereof  shall  apply to said termination  and the  transfer of  servicing  responsibilities  with  respect to such REO  Property to the
Purchaser or its designee.  Within five (5) Business Days of any such  termination,  the Company shall, if necessary  convey  such  property to the  Purchaser  and shall  further  provide  the  Purchaser  with the following  information  regarding  the subject REO  Property:  the related  drive by  appraisal or brokers price  opinion,  and copies of any related  Mortgage  Impairment  Insurance  Policy  claims.  In addition, within five (5) Business  Days,  the Company shall provide the  Purchaser  with the following  information and documents  regarding the subject REO Property:  the related trustee's deed upon sale and copies of any related hazard insurance claims, or repair bids.

         Section 4.14      Notification of Maturity Date.

          With respect to each Mortgage  Loan,  the Company shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and
Mortgage regarding the maturity date if required under applicable law.

                                                ARTICLE V

                                        PAYMENTS TO THE PURCHASER

         Section 5.01      Distributions.

         On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser (i) all amounts  credited to the Custodial  Account as of the close of business on the preceding  Determination  Date,  net of charges  against or  withdrawals  from the  Custodial  Account pursuant to Section  4.05,  plus (ii) all Monthly  Advances,  if any,  which the Company is  obligated  to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan  Remittance  Rate on any
Principal  Prepayment  from the date of such Principal  Prepayment  through the end of the month for which disbursement  is made  provided that the  Company's  obligation  as to payment of such  interest  shall be limited  to the  Servicing  Fee  earned  during  the month of the  distribution,  minus  (iv) any  amounts attributable  to Monthly  Payments  collected  but due on a Due Date or Dates  subsequent to the preceding
Determination  Date,  which  amounts  shall be remitted on the  Remittance  Date next  succeeding  the Due
Period for such amounts.  It is  understood  that,  by operation of Section  4.04,  the  remittance on the
First  Remittance Date with respect to Mortgage Loans  purchased  pursuant to the related Term Sheet is to include  principal  collected  after the  Cut-off  Date  through  the  preceding  Determination  Date plus interest,  adjusted to the  Mortgage  Loan  Remittance  Rate  collected  through such  Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

         With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the  Purchaser  interest on any such late  payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change,  plus three (3)  percentage  points,  but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the  Business  Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser,  both  inclusive.  The payment by the Company of any such interest shall not be deemed an  extension  of time for  payment or a waiver of any Event of Default by the  Company.  On each Remittance  Date, the Company shall provide a remittance  report detailing all amounts being remitted pursuant to this Section 5.01.

         Section 5.02      Statements to the Purchaser.

         The Company shall furnish to the Purchaser an individual loan accounting  report,  as of the last
Business  Day of each month,  in the  Company's  assigned  loan number  order to  document  Mortgage  Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding individual  loan  accounting  report shall be received by the  Purchaser no later than the fifth  Business
Day of the following  month on a disk or tape or other  computer-readable  format in such format as may be mutually  agreed upon by both the Purchaser and the Company,  and no later than the fifth  Business Day of the following month in hard copy, and shall contain the following:

         (i) With respect to each Monthly  Payment,  the amount of such remittance  allocable to principal
(including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment amounts remitted in accordance with Section 4.04);

         (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

         (iii)  the  amount  of  servicing   compensation   received  by  the  Company  during  the  prior
distribution period;

         (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

         (v) the  aggregate  of any  expenses  reimbursed  to the  Company  during the prior  distribution period pursuant to Section 4.05; and

         (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a) delinquent
(1) 30 to 59 days,  (2) 60 to 89 days,  (3) 90 days or more;  (b) as to which  foreclosure  has commenced;
and (c) as to which REO Property has been acquired.

         The Company shall also provide a trial balance,  sorted in the  Purchaser's  assigned loan number order, in the form of Exhibit E hereto, with each such Report.

         The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing  authority or to the Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the  transactions  contemplated  hereby.  In addition,  the Company shall provide the Purchaser  with such  information  concerning the Mortgage Loans as is necessary for the
Purchaser to prepare its federal  income tax return as the Purchaser may  reasonably  request from time to time.

         In  addition,  not more than ninety (90) days after the end of each  calendar  year,  the Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Section 5.03      Monthly Advances by the Company.

         Not later than the close of business on the Business Day  preceding  each  Remittance  Date,  the
Company  shall deposit in the Custodial  Account an amount equal to all payments not  previously  advanced by the Company,  whether or not deferred  pursuant to Section  4.01,  of principal  (due after the Cut-off
Date) and interest not  allocable to the period prior to the Cut-off  Date,  adjusted to the Mortgage Loan
Remittance  Rate,  which  were due on a  Mortgage  Loan and  delinquent  at the close of  business  on the related Determination Date.

         The  Company's  obligation  to make such Monthly  Advances as to any Mortgage  Loan will continue through the last  Monthly  Payment due prior to the payment in full of the Mortgage  Loan,  or through the
Remittance  Date  prior  to the date on which  the  Mortgaged  Property  liquidates  (including  Insurance
Proceeds,  proceeds from the sale of REO Property or  Condemnation  Proceeds) with respect to the Mortgage
Loan unless the Company  deems such advance to be a  Nonrecoverable  Advance.  In such event,  the Company shall  deliver to the Purchaser an Officer's  Certificate  of the Company to the effect that an officer of the Company has reviewed the related  Mortgage  File and has made the  reasonable  determination  that any additional advances are nonrecoverable.

         Section 5.04      Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company  shall  submit to the  Purchaser a  liquidation report with  respect to such  Mortgaged  Property  in a form  mutually  acceptable  to the Company and the
Purchaser.  The  Company  shall  also  provide  reports  on the  status of REO  Property  containing  such information as the Purchaser may reasonably require.

                                                ARTICLE VI

                                       GENERAL SERVICING PROCEDURES

         Section 6.01      Assumption Agreements.

         The Company will, to the extent it has knowledge of any conveyance or  prospective  conveyance by any  Mortgagor of the  Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether  or not the  Mortgagor  remains  or is to  remain  liable  under  the  Mortgage  Note  and/or  the
Mortgage),  exercise its rights to accelerate  the maturity of such Mortgage Loan under any  "due-on-sale"
clause to the extent  permitted by law;  provided,  however,  that the Company shall not exercise any such rights if  prohibited  by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights  would  impair or threaten to impair any  recovery  under the related  Primary  Mortgage  Insurance
Policy or Lender Primary  Mortgage  Insurance  Policy,  if any. If the Company  reasonably  believes it is unable  under  applicable  law to enforce  such  "due-on-sale"  clause,  the  Company,  will enter into an assumption  agreement  with the person to whom the Mortgaged  Property has been conveyed or is proposed to be conveyed,  pursuant to which such person  becomes  liable  under the  Mortgage  Note and, to the extent permitted by applicable  state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed pursuant to this  Section  6.01,  the Company,  with the prior  consent of the  Purchaser  and the primary mortgage  insurer,  if any, is authorized to enter into a  substitution  of liability  agreement  with the person to whom the Mortgaged  Property has been  conveyed or is proposed to be conveyed  pursuant to which the  original  mortgagor is released  from  liability  and such Person is  substituted  as  mortgagor  and becomes liable under the related  Mortgage Note. Any such  substitution  of liability  agreement  shall be in lieu of an assumption agreement.

         In connection with any such  assumption or  substitution  of liability,  the Company shall follow the  underwriting  practices and procedures of the Company.  With respect to an assumption or substitution of liability,  the Mortgage  Interest Rate borne by the related  Mortgage  Note, the amount of the Monthly
Payment and the maturity  date may not be changed  (except  pursuant to the terms of the  Mortgage  Note).
If the  credit  of the  proposed  transferee  does  not  meet  such  underwriting  criteria,  the  Company diligently  shall,  to the extent  permitted by the Mortgage or the Mortgage Note and by  applicable  law, accelerate  the maturity of the  Mortgage  Loan.  The Company  shall  notify the  Purchaser  that any such substitution  of liability or assumption  agreement has been  completed by forwarding to the Purchaser the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related Mortgage File and shall,  for all purposes,  be considered a part of such Mortgage File to the same extent as all other  documents and  instruments  constituting  a part thereof.  All fees collected by the Company for entering into an assumption or  substitution  of liability  agreement  shall belong to the
Company.

         Notwithstanding  the  foregoing  paragraphs  of  this  Section  or any  other  provision  of this
Agreement,  the  Company  shall not be  deemed to be in  default,  breach  or any other  violation  of its obligations  hereunder  by  reason  of any  assumption  of a  Mortgage  Loan  by  operation  of law or any assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term  "assumption"  is deemed to also include a sale of the Mortgaged
Property  subject to the Mortgage that is not  accompanied by an assumption or  substitution  of liability agreement.

         Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification that  payment  in full  will be  escrowed  in a manner  customary  for such  purposes,  the  Company  will immediately  notify the Purchaser by a  certification,  which  certification  shall include a statement to the effect  that all  amounts  received  or to be  received  in  connection  with such  payment  which are required  to be  deposited  in the  Custodial  Account  pursuant  to Section  4.04 have been or will be so deposited,  of a Servicing  Officer and shall request  execution of any document  necessary to satisfy the
Mortgage  Loan and  delivery  to it of the  portion  of the  Mortgage  File held by the  Purchaser  or its designee.  The Purchaser  shall no later than five (5) Business  Days after receipt of such  certification and request,  release or cause to be released to the Company,  the related  Mortgage Loan  Documents  and, upon its receipt of such  documents,  the Company shall promptly  prepare and deliver to the Purchaser the requisite  satisfaction  or release.  No later than five (5) Business  Days  following its receipt of such satisfaction  or release,  the  Purchaser  shall  deliver,  or cause to be  delivered,  to the Company the release or satisfaction  properly  executed by the owner of record of the applicable  mortgage or its duly appointed  attorney in fact. No expense  incurred in connection  with any  instrument of  satisfaction  or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the Company  satisfies or releases a Mortgage  without  having  obtained  payment in full of the  indebtedness  secured  by the  Mortgage  or  should  it  otherwise  prejudice  any  right the
Purchaser may have under the mortgage  instruments,  the Company,  upon written demand, shall remit within two (2) Business Days to the  Purchaser the then  outstanding  principal  balance of the related  Mortgage
Loan by deposit  thereof in the  Custodial  Account.  The Company  shall  maintain the  Fidelity  Bond and errors and omissions  insurance  insuring the Company  against any loss it may sustain with respect to any
Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as  appropriate  for the  servicing or  foreclosure  of the Mortgage  Loan, including for the purpose of collection  under any Primary  Mortgage  Insurance  Policy or Lender  Primary
Mortgage  Insurance  Policy,  the  Purchaser  shall,  upon  request of the  Company  and  delivery  to the
Purchaser of a servicing receipt signed by a Servicing  Officer,  release the portion of the Mortgage File held by the Purchaser to the Company.  Such  servicing  receipt  shall  obligate the Company to return the related  Mortgage  documents  to the  Purchaser  when the need  therefor by the Company no longer  exists, unless the Mortgage Loan has been  liquidated and the Liquidation  Proceeds  relating to the Mortgage Loan have been  deposited in the Custodial  Account or the Mortgage File or such document has been delivered to an  attorney,  or to a public  trustee or other  public  official  as  required  by law,  for  purposes of initiating or pursuing legal action or other  proceedings  for the  foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the Company has delivered to the Purchaser a certificate  of a
Servicing  Officer  certifying  as to the name and  address of the Person to which such  Mortgage  File or such document was delivered  and the purpose or purposes of such  delivery.  Upon receipt of a certificate of a Servicing  Officer  stating that such Mortgage Loan was  liquidated,  the servicing  receipt shall be released by the Purchaser to the Company.

         Section 6.03      Servicing Compensation.

         As compensation  for its services  hereunder,  the Company shall be entitled to withdraw from the
Custodial Account (to the extent of interest  payments  collected on the Mortgage Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing
Fee, subject to payment of compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section  5.01(iii).  Additional  servicing  compensation  in the form of  assumption  fees, as provided in Section 6.01,  and late payment  charges or otherwise  shall be retained by the Company to the extent not required to be deposited in the  Custodial  Account.  The Company  shall be required to pay all expenses  incurred by it in connection with its servicing  activities  hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

         Section 6.04      [Reserved]

         Section 6.05      [Reserved]

         Section 6.06      Purchaser's Right to Examine the Company Records.

         The Purchaser  shall have the right to examine and audit upon  reasonable  notice to the Company, during business hours or at such other times as might be reasonable  under applicable  circumstances,  any and all of the books,  records,  documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise,  which relates to the  performance or observance by the Company of the terms, covenants or conditions of this Agreement.

         The Company shall provide to the Purchaser and any supervisory  agents or examiners  representing a state or federal  governmental agency having jurisdiction over the Purchaser,  including but not limited to OTS, FDIC and other similar entities,  access to any documentation  regarding the Mortgage Loans in the possession  of the Company  which may be  required by any  applicable  regulations.  Such access  shall be afforded without charge, upon reasonable  request,  during normal business hours and at the offices of the
Company,  and in accordance  with the FDIC,  OTS, or any other similar  federal or state  regulations,  as applicable.

                                               ARTICLE VII

                                    REPORTS TO BE PREPARED BY SERVICER

         Section 7.01      Company Shall Provide Information as Reasonably Required.

         The Company shall  furnish to the Purchaser  during the term of this  Agreement,  such  periodic, special or other reports,  information or  documentation,  whether or not provided for herein, as shall be necessary,  reasonable  or  appropriate  in  respect  to the  Purchaser,  or  otherwise  in respect to the
Mortgage  Loans  and  the  performance  of the  Company  under  this  Agreement,  including  any  reports,
information  or  documentation   reasonably  required  to  comply  with  any  regulations   regarding  any
supervisory  agents or examiners of the  Purchaser  all such reports or  information  to be as provided by and in accordance  with such  applicable  instructions  and  directions  as the  Purchaser may  reasonably request in  relation  to this  Agreement  or the  performance  of the Company  under this  Agreement.  The
Company  agrees to execute  and deliver all such  instruments  and take all such action as the  Purchaser, from time to time,  may  reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

         In  connection  with  marketing  the  Mortgage  Loans,  the  Purchaser  may make  available  to a prospective  purchaser  audited  financial  statements of the Company for the most recently  completed two
(2)  fiscal  years for which  such  statements  are  available,  as well as a  Consolidated  Statement  of
Condition  at the  end of the  last  two  (2)  fiscal  years  covered  by any  Consolidated  Statement  of
Operations.  If it has not already  done so, the Company  shall  furnish  promptly to the  Purchaser  or a prospective purchaser copies of the statements specified above if reasonably requested.

         The Company  shall make  reasonably  available to the  Purchaser or any  prospective  Purchaser a knowledgeable  financial or  accounting  officer for the purpose of answering  questions and to permit any prospective  purchaser to inspect the Company's  servicing  facilities for the purpose of satisfying  such prospective  purchaser  that the Company has the ability to service the Mortgage Loans as provided in this
Agreement.

                                               ARTICLE VIII

                                               THE SERVICER

         Section 8.01      Indemnification; Third Party Claims.

                  The Company  agrees to indemnify the Purchaser and hold it harmless  against any and all claims, losses, damages, penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the  Purchaser  may sustain in any way related to the failure of the
Company to observe  and  perform  its  duties,  obligations,  covenants,  and  agreements  to service  the
Mortgage Loans in strict compliance with the terms of this Agreement,  including,  but not limited to, the loss,  damage, or misplacement of any documentation  delivered to the Company pursuant to Section 2.07 and the  Company's  failure to perform the  obligations  set forth in Section  11.10.  The  Company  agrees to indemnify the  Purchaser  and hold it harmless  against any and all claims,  losses,  damages,  penalties, fines,  forfeitures,  legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser  may sustain in any way from any claim,  demand,  defense or assertion  based on or grounded upon,  or resulting  from any  assertion  based on,  grounded  upon or resulting  from a breach or alleged breach of any of the  representation  or warranty  set forth in Sections  3.01 or 3.02 of this  Agreement.
The Company shall  immediately  notify the Purchaser if a claim covered by the  indemnification  herein is made by a third party  against the Company with respect to this  Agreement or the Mortgage  Loans,  assume
(with the  consent of the  Purchaser)  the defense of any such claim and pay all  expenses  in  connection therewith,  including counsel fees,  whether or not such claim is settled prior to judgment,  and promptly pay,  discharge  and satisfy any  judgment or decree which may be entered  against it or the  Purchaser in respect of such claim.  The Company shall follow any written  instructions  received from the Purchaser in connection with such claim.  The Purchaser shall promptly  reimburse the Company for all amounts  advanced by it  pursuant  to the two  preceding  sentences  except  when the claim  relates  to the  failure of the
Company to service and administer  the Mortgages in strict  compliance  with the terms of this  Agreement, the breach of  representation  or warranty  set forth in Sections  3.01 or 3.02,  or the  negligence,  bad faith  or  willful  misconduct  of the  Company.  The  provisions  of  this  Section  8.01  shall  survive termination of this Agreement.

         Section 8.02      Merger or Consolidation of the Company.

         The Company will keep in full effect its existence,  rights and franchises  under the laws of the jurisdiction of organization  except as permitted  herein,  and will obtain and preserve its qualification to do  business  in each  other  jurisdiction  in which such  qualification  is or shall be  necessary  to protect the validity and  enforceability  of this  Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or  consolidated,  or any  corporation  resulting from any  merger,  conversion  or  consolidation  to which the  Company  shall be a party,  or any  Person succeeding  to the  business  of the  Company  whether  or not  related  to loan  servicing,  shall be the successor  of the Company  hereunder,  without the  execution or filing of any paper or any further act on the  part of any of the  parties  hereto,  anything  herein  to the  contrary  notwithstanding;  provided, however,  that the successor or surviving  Person shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the  deposits  of which are insured by the FDIC,  SAIF  and/or BIF,  and which is a HUD-approved  mortgagee  whose primary  business is in origination  and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

         Section 8.03      Limitation on Liability of the Company and Others.

         Neither the Company nor any of the  officers,  employees or agents of the Company  shall be under any  liability to the Purchaser  for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment made in good faith;  provided,  however, that this  provision  shall not protect the Company or any such person against any breach of warranties or representations  made  herein,  or  failure to  perform  its  obligations  in strict  compliance  with any standard  of care set forth in this  Agreement,  or any  liability  which  would  otherwise  be imposed by reason of negligence,  bad faith or willful misconduct,  or any breach of the terms and conditions of this
Agreement.  The  Company and any  officer,  employee or agent of the Company may rely in good faith on any document of any kind prima facie properly  executed and submitted by the Purchaser  respecting any matters arising  hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental to its duties to service the Mortgage  Loans in accordance  with this
Agreement  and which in its  reasonable  opinion may involve it in any  expenses or  liability;  provided, however,  that the Company may, with the consent of the Purchaser,  undertake any such action which it may deem  necessary  or  desirable  in respect  to this  Agreement  and the  rights and duties of the  parties hereto.  In such  event,  the  reasonable  legal  expenses  and  costs of such  action  and any  liability resulting  therefrom shall be expenses,  costs and liabilities for which the Purchaser will be liable, and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 8.04      Company Not to Assign or Resign.

         The Company  shall not assign this  Agreement or resign from the  obligations  and duties  hereby imposed on it except by mutual  consent of the Company and the  Purchaser or upon the  determination  that its servicing duties hereunder are no longer  permissible  under applicable law and such incapacity cannot be cured by the  Company.  Any such  determination  permitting  the  resignation  of the Company  shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser.  No such  resignation  shall become  effective  until a successor  shall have assumed the Company's  responsibilities  and  obligations hereunder in the manner provided in Section 11.01.

         Section 8.05      No Transfer of Servicing.

         With  respect to the  retention  of the  Company to service the  Mortgage  Loans  hereunder,  the
Company  acknowledges that the Purchaser has acted in reliance upon the Company's  independent status, the adequacy of its servicing facilities, plan, personnel,  records and procedures, its integrity,  reputation and financial  standing and the  continuance  thereof.  Without in any way limiting the generality of this
Section,  the Company  shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior written  approval of the Purchaser,  which consent shall be granted or withheld in the Purchaser's  sole  discretion,  unless the Company meets the requirements of the last sentence of Section 8.02 herein after any such disposition.

         Without in any way limiting the  generality  of this Section  8.05, in the event that the Company either shall  assign this  Agreement or the  servicing  responsibilities  hereunder or delegate its duties hereunder or any portion  thereof  without (i)  satisfying the  requirements  set forth herein or (ii) the prior  written  consent  of the  Purchaser,  then the  Purchaser  shall have the right to  terminate  this
Agreement,  without any payment of any penalty or damages  and  without any  liability  whatsoever  to the
Company  (other than with respect to accrued but unpaid  Servicing Fees and Servicing  Advances  remaining unpaid) or any third party.

                                                ARTICLE IX

                                                 DEFAULT

         Section 9.01      Events of Default.

         In case one or more of the  following  Events  of  Default  by the  Company  shall  occur  and be continuing, that is to say:

         (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the  terms of this  Agreement  which  continues  unremedied  for a period  of one (1)  Business  Day after receipt of written notice to the Company; or

         (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which continues  unremedied  for a period of thirty  (30) days  after the date on which  written  notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

         (iii) a decree or order of a court or agency or supervisory  authority  having  jurisdiction  for the  appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment of debt,  marshalling  of  assets  and  liabilities  or  similar  proceedings,  or for the  winding-up  or liquidation  of its affairs,  shall have been  entered  against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

         (iv) the Company shall  consent to the  appointment  of a  conservator  or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or  substantially  all of its property;
or

         (v) the Company  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or  reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi) the Company  ceases to be approved by either  Fannie Mae or FHLMC as a mortgage  loan seller or servicer for more than thirty (30) days; or

         (vii) the  Company  attempts  to assign  its right to  servicing  compensation  hereunder  or the
Company  attempts,  without  the  consent  of the  Purchaser,  to  sell  or  otherwise  dispose  of all or substantially  all of its property or assets (except as expressly  permitted  hereunder) or to assign this
Agreement or the servicing  responsibilities  hereunder  (except as expressly  permitted  hereunder) or to delegate its duties hereunder or any portion thereof; or

         (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage  loans in any  jurisdiction  in which a Mortgaged  Property is located and such  licensing is  required,  and (b)
qualified to transact  business in any  jurisdiction  where it is currently so qualified,  but only to the extent such  non-qualification  materially  and  adversely  affects the  Company's  ability to perform its obligations hereunder; or

         (ix) the  Company  fails to meet the  eligibility  criteria  set  forth in the last  sentence  of
Section 8.02.

         Then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  the Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default under clauses  (iii),  (iv) or (v) above,  in which case,  automatically  and without  notice) the Company may, in addition to whatever  rights the  Purchaser  may have under  Sections  3.03 and 8.01 and at law or equity or to damages,  including injunctive relief and specific performance,  terminate all the rights and obligations  of the  Company  under  this  Agreement  and in and to the  Mortgage  Loans and the  proceeds thereof  without  compensating  the Company  for the same.  On or after the receipt by the Company of such written  notice (or, in the case of an Event of Default under clauses (iii),  (iv) or (v) above,  in which case,  automatically  and without  notice),  all authority and power of the Company under this  Agreement, whether with  respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the  successor appointed  pursuant  to Section  11.01.  Upon  written  request  from the  Purchaser,  the  Company  shall prepare,  execute and deliver,  any and all documents  and other  instruments,  place in such  successor's possession all Mortgage Files,  and do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or assignment of the Mortgage Loans and related documents,  or otherwise,  at the Company's sole expense. The
Company  agrees to cooperate  with the Purchaser and such  successor in effecting the  termination  of the
Company's  responsibilities  and rights hereunder,  including,  without  limitation,  the transfer to such successor  for  administration  by it of all cash  amounts  which  shall at the  time be  credited  by the
Company to the Custodial  Account or Escrow  Account or  thereafter  received with respect to the Mortgage
Loans or any REO Property.

         Section 9.02      Waiver of Defaults.

         The Purchaser may waive only by written  notice any default by the Company in the  performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past  default,  such default shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been remedied for every  purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                ARTICLE X

                                               TERMINATION

         Section 10.01     Termination.

         The respective  obligations  and  responsibilities  of the Company shall  terminate upon: (i) the later of the final  payment  or other  liquidation  (or any  advance  with  respect  thereto)  of the last
Mortgage  Loan and the  disposition  of all  remaining  REO Property and the  remittance  of all funds due hereunder;  or (ii) by mutual  consent of the Company and the Purchaser in writing;  or (iii)  termination with cause under the terms of this Agreement.

                                                ARTICLE XI

                                         MISCELLANEOUS PROVISIONS

         Section 11.01     Successor to the Company.

         Prior to termination of the Company's  responsibilities  and duties under this Agreement pursuant to Sections 4.03,  4.13,  8.04,  9.01,  10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the Company's  responsibilities,  rights,  duties and  obligations  under this  Agreement,  or (ii)
appoint a successor  having the  characteristics  set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the  responsibilities,  duties and  liabilities  of the Company under this
Agreement prior to the termination of the Company's  responsibilities,  duties and liabilities  under this
Agreement.  In connection with such appointment and assumption,  the Purchaser may make such  arrangements for the  compensation  of such  successor  out of  payments on Mortgage  Loans as the  Purchaser  and such successor  shall agree. In the event that the Company's  duties,  responsibilities  and liabilities  under this Agreement should be terminated pursuant to the aforementioned  Sections,  the Company shall discharge such  duties  and  responsibilities  during  the  period  from  the  date it  acquires  knowledge  of such termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated  to exercise  under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice the rights or financial  condition of its successor.  The  resignation or removal of the Company pursuant to the  aforementioned  Sections shall not become  effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the  representations  and warranties made pursuant to Sections 3.01 and 3.02 and the remedies  available to the Purchaser  under  Sections 3.03 and 8.01, it being  understood and agreed that the provisions of such Sections 3.01,  3.02,  3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such  resignation  or termination of the Company, or the termination of this Agreement.

         Any  successor  appointed  as  provided  herein  shall  execute,  acknowledge  and deliver to the
Company and to the Purchaser an instrument  accepting such  appointment,  whereupon  such successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination or  resignation of the Company or termination  of this  Agreement  pursuant to Section 4.03,  4.13,  8.04,
9.01 or 10.01 shall not affect any claims that the  Purchaser  may have against the Company  arising prior to any such termination or resignation.

         The Company shall  promptly  deliver to the successor the funds in the Custodial  Account and the
Escrow  Account and the Mortgage Files and related  documents and statements  held by it hereunder and the
Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other  things all as may  reasonably  be  required  to more fully and  definitely  vest and confirm in the successor  all  such  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of  the
Company.  The successor shall make  arrangements  as it may deem  appropriate to reimburse the Company for
Nonrecoverable  Advances  which the  successor  retains  hereunder  and which  would  otherwise  have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

         Upon a  successor's  acceptance of  appointment  as such,  the party who obtained such  successor shall notify by mail the other party of such appointment.

         Section 11.02     Amendment.

         This  Agreement  may be amended  from time to time by the  Company and the  Purchaser  by written agreement signed by the Company and the Purchaser.

         Section 11.03     [Reserved]

         Section 11.04     Governing Law.

         This  Agreement and the related Term Sheet shall be governed by and construed in accordance  with the laws of the State of New York  except  to the  extent  preempted  by  Federal  law.  The  obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05     Notices.

         Any  demands,  notices  or other  communications  permitted  or  required  hereunder  shall be in writing  and shall be deemed  conclusively  to have been  given if  personally  delivered  at or mailed by registered  mail,  postage  prepaid,  and return  receipt  requested or  certified  mail,  return  receipt requested,  or  transmitted by telex,  telegraph or telecopier and confirmed by a similar mailed  writing, as follows:

         (i)      if to the Company:

                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Theresa Mann
                  Fax:  (630) 799-7964

                  and with respect to notices relating to servicing matters:

                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Ann Ryan
                  Fax:  (630) 799-7964

         (ii)     if to the Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II,
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ms. Ralene Ruyle
                  Telecopier No.:  (972) 444-2810

                  With a copy to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention:  Steven Trombetta

or such other  address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or  communication  hereunder  shall be deemed to have been  received  on the date  delivered  to or received at the premises of the addressee (as evidenced,  in the case of registered or certified  mail, by the date noted on the return receipt).

         Section 11.06     Severability of Provisions.

         Any part,  provision,  representation  or warranty of this  Agreement  and the related Term Sheet which is prohibited or which is held to be void or  unenforceable  shall be  ineffective  to the extent of such prohibition or  unenforceability  without  invalidating the remaining  provisions  hereof.  Any part, provision,  representation  or warranty of this Agreement which is prohibited or  unenforceable or is held to be void or unenforceable  in any jurisdiction  shall be ineffective,  as to such  jurisdiction,  to the extent of such prohibition or unenforceability  without  invalidating the remaining provisions hereof, and any  such  prohibition  or  unenforceability  in  any  jurisdiction  as to any  Mortgage  Loan  shall  not invalidate or render  unenforceable such provision in any other  jurisdiction.  To the extent permitted by applicable  law,  the  parties  hereto  waive any  provision  of law that  prohibits  or  renders  void or unenforceable  any  provision  hereof.  If  the  invalidity  of any  part,  provision,  representation  or warranty of this  Agreement  shall deprive any party of the economic  benefit  intended to be conferred by this  Agreement,  the parties shall  negotiate,  in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic  effect of this  Agreement  without regard to such invalidity.

         Section 11.07     Exhibits.

         The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part  hereof  and are an integral part of this Agreement.

         Section 11.08     General Interpretive Principles.

         For  purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

         (i)      the  terms  defined  in  this  Agreement  have  the  meanings  assigned  to them in this
Agreement  and  include  the plural as well as the  singular,  and the use of any gender  herein  shall be deemed to include the other gender;

         (ii)     accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

         (iii)    references  herein to  "Articles",  "Sections",  Subsections",  "Paragraphs",  and other subdivisions  without  reference  to  a  document  are  to  designated  Articles,  Sections,  Subsections,
Paragraphs and other subdivisions of this Agreement;

         (iv)     a reference to a  Subsection  without  further  reference to a Section is a reference to such  Subsection  as  contained in the same Section in which the  reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

         (v)      the words  "herein",  "hereof ",  "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (vi)     the  term  "include"  or  "including"  shall  mean  without   limitation  by  reason  of
enumeration; and

         (viii)   headings of the Articles  and  Sections in this  Agreement  are for  reference  purposes only and shall not be deemed to have any substantive effect.

         Section 11.09     Reproduction of Documents.

         This Agreement and all documents relating thereto,  including,  without limitation, (i) consents, waivers and  modifications  which may hereafter be executed,  (ii) documents  received by any party at the closing,  and (iii)  financial  statements,  certificates  and other  information  previously or hereafter
furnished,  may  be  reproduced  by  any  photographic,   photostatic,  microfilm,  micro-card,  miniature
photographic or other similar process.  The parties agree that any such  reproduction  shall be admissible in evidence  as the  original  itself in any  judicial or  administrative  proceeding,  whether or not the original is in existence and whether or not such  reproduction  was made by a party in the regular  course of business,  and that any  enlargement,  facsimile or further  reproduction  of such  reproduction  shall likewise be admissible in evidence.

         Section 11.10     Confidentiality of Information.

         Each  party  recognizes  that,  in  connection  with  this  Agreement,  it may  become  privy  to non-public  information  regarding the financial  condition,  operations and prospects of the other party.
Each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential, and to use all such  information  solely in order to  effectuate  the purpose of the  Agreement;  provided that each party may provide  confidential  information to its employees,  agents and affiliates who have a need to know  such  information  in  order  to  effectuate  the  transaction.  In  addition,  confidential information  may be  provided  to a  regulatory  authority  with  supervisory  power  over the  Purchaser, provided such information is identified as confidential non-public information.

         The Company  agrees that the Company (i) shall comply with any applicable  laws and  regulations regarding  the  privacy  and  security  of  Consumer  Information  including,  but  not  limited  to  the
Gramm-Leach-Bliley  Act,  Title V,  Subtitle  A, 15 U.S.C.  § 6801 et seq.,  (ii) shall not use  Consumer
Information in any manner  inconsistent  with any applicable laws and  regulations  regarding the privacy and security of Consumer  Information,  (iii) shall not disclose  Consumer  Information  to third parties except at the specific  written  direction of the  Purchaser,  (iv) shall  maintain  adequate  physical, technical and  administrative  safeguards to protect  Consumer  Information from  unauthorized  access as provided by the applicable laws and regulations,  and (v) shall  immediately  notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer  Information that would have a material and adverse effect on the Purchaser.

         Section 11.11     Recordation of Assignments of Mortgage.

         To the extent  permitted by applicable  law, each of the Assignments is subject to recordation in all  appropriate  public  offices  for real  property  records  in all the  counties  or other  comparable jurisdictions in which any or all of the Mortgaged  Properties are situated,  and in any other appropriate public recording office or elsewhere,  such recordation to be effected by and at the Company's  expense in the event  recordation is either  necessary under applicable law or requested by the Purchaser at its sole option.

         Section 11.12     Assignment.

     The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing a Purchase,
     Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans.  In no event shall the Purchaser sell a partial interest in any
     Mortgage Loan without the written consent of the Company, which consent shall not be unreasonably denied.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.  The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this Agreement, to assign, in whole or in part, its interest under this
     Agreement with respect to some or all of the Mortgage Loans.

         Section 11.13     No Partnership.

         Nothing  herein  contained  shall be deemed or  construed  to  create a  co-partnership  or joint venture  between the parties  hereto and the services of the Company  shall be rendered as an  independent contractor and not as agent for the Purchaser.

         Section 11.14     Signature Pages/Counterparts; Successors and Assigns.

         This  Agreement  and/or any Term Sheet  shall be  executed by each party (i) in one or more fully executed  copies,  each of which shall  constitute a fully  executed  original  Agreement,  and/or (ii) in counterparts  having one or more original  signatures,  and all such counterparts  containing the original signatures  of all of the parties  hereto  taken  together  shall  constitute  a fully  executed  original
Agreement  or Term  Sheet,  as  applicable,  and/or  (iii)  by  delivery  of one or more  original  signed signature  pages  to  the  other  parties  hereto  (x) by  mail  or  courier,  and/or  (y)  by  electronic transmission,  including  without  limitation  by  telecopier,  facsimile  or  email  of a  scanned  image
("Electronic  Transmission"),  each of which as received  shall  constitute  for all  purposes an executed original  signature  page of such party.  The  Purchaser may deliver a copy of this  Agreement  and/or any
Term Sheet,  fully executed as provided  herein,  to each other party hereto by mail and/or courier and/or
Electronic  Transmission,  and such  copy as so  delivered  shall  constitute  a fully  executed  original
Agreement or Term Sheet,  as  applicable,  superseding  any prior form of the Agreement or Term Sheet,  as applicable,  that differs  therefrom in any respect.  This Agreement  shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successor and assigns.

         Section 11.15     Entire Agreement.

         The  Company  acknowledges  that no  representations,  agreements  or  promises  were made to the
Company  by the  Purchaser  or any of its  employees  other  than  those  representations,  agreements  or promises  specifically  contained herein and in the Confirmation.  The Confirmation and this Agreement and the  related  Term Sheet sets  forth the  entire  understanding  between  the  parties  hereto;  provided, however,  only this  Agreement  and the related  Term Sheet shall be binding upon all  successors  of both parties.  In the event of any  inconsistency  between the Confirmation and this Agreement,  this Agreement and the related Term Sheet shall control.

         Section 11.16.  No Solicitation.

         From and after the Closing  Date,  the Company  agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates,  to personally,  by telephone or mail, solicit the  Mortgagor  under any Mortgage  Loan to  refinance  the  Mortgage  Loan,  in whole or in part, without the prior written consent of the Purchaser.  Notwithstanding  the foregoing,  it is understood and agreed that (i)  promotions  undertaken  by the Company or any affiliate of the Company which are directed to the general public at large, or segments  thereof,  provided that no segment shall consist primarily of the Mortgage Loans,  including,  without limitation,  mass mailing based on commercially  acquired mailing lists,  newspaper,  radio and television  advertisements  and (ii)  responses to  unsolicited  requests or inquiries  made by a Mortgagor or an agent of a Mortgagor,  shall not constitute  solicitation  under this
Section  11.16.  This Section  11.16 shall not be deemed to preclude the Company or any of its  affiliates from  soliciting  any Mortgagor for any other  financial  products or services.  The Company shall use its best efforts to prevent the sale of the name of any  Mortgagor  to any Person who is not  affiliate of the
Company.

         Section 11.17.  Closing.

         The  closing  for the  purchase  and sale of the  Mortgage  Loans shall take place on the related
Closing  Date.  The closing  shall be either:  by  telephone,  confirmed  by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

         The closing for the Mortgage  Loans to be purchased on the related  Closing Date shall be subject to each of the following conditions:

         (a)      at least one (1)  Business  Day prior to the related  Closing  Date,  the Company  shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem,  a listing on a loan-level  basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

         (b)      all of the  representations  and warranties of the Company under this Agreement shall be materially true and correct as of the related  Closing Date and no event shall have occurred  which,  with notice or the passage of time, would constitute a material default under this Agreement;

         (c)      the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow,  all  documents  required  pursuant  to this  Agreement,  the  related  Term  Sheet and an Officer
Certificate  (on or prior to the  initial  Closing  Date  only),  all in such forms as are agreed upon and acceptable  to the  Purchaser,  duly  executed by all  signatories  other than the  Purchaser  as required pursuant to the terms hereof; and

         (d)      all other  terms and  conditions  of this  Agreement,  the  related  Term  Sheet and the
Confirmation shall have been materially complied with.

         Subject to the  foregoing  conditions,  the  Purchaser  shall pay to the  Company on the  related
Closing Date the Purchase Price,  plus accrued  interest  pursuant to Section 2.02 of this  Agreement,  by wire transfer of immediately available funds to the account designated by the Company.

         Section 11.18.    [Reserved]

         Section 11.19.    Monthly Reporting with Respect to a Reconstitution.

         As long as the  Company  continues  to service  Mortgage  Loans,  the  Company  agrees  that with respect to any Mortgage  Loan sold or  transferred  pursuant to a  Reconstitution  as described in Section
11.18 of this Agreement (a  "Reconstituted  Mortgage Loan"),  the Company,  at its expense,  shall provide the  Purchaser  with the  information  set  forth in  Exhibit E  attached  hereto  for each  Reconstituted
Mortgage Loan in Excel or such  electronic  delimited  file format as may be mutually  agreed upon by both the  Purchaser  and the  Company.  Such  information  shall  be  provided  monthly  for all  Reconstituted
Mortgage  Loans on the fifth  (5th)  Business  Day of each  month for the  immediately  preceding  monthly period, and shall be transmitted to fast.data@bear.com.

         IN WITNESS  WHEREOF,  the Company and the  Purchaser  have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                   EMC MORTGAGE CORPORATION
                                                               Purchaser

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                   MID AMERICA BANK, FSB
                                                                Company

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                                EXHIBIT A

                                        CONTENTS OF MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the  following items,  which shall be  available  for  inspection  by the  Purchaser,  and which shall be retained by the
Company in the  Servicing  File or delivered to the  Purchaser or its designee  pursuant to Sections  2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

         1. The original  Mortgage  Note endorsed  "Pay to the order of  _______________________,  without recourse,"  and signed via original  signature in the name of the Company by an authorized  officer,  with all  intervening  endorsements  showing a complete  chain of title  from the  originator  to the  Company, together with any applicable  riders.  In no event may an endorsement be a facsimile  endorsement.  If the
Mortgage Loan was acquired by the Company in a merger,  the endorsement  must be by "[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage  Loan was acquired or originated by the Company while doing  business  under  another  name,  the  endorsement  must be by  "[Company]  formerly  known as
[previous  name]".  Mortgage  Notes may be in the form of a lost note  affidavit  subject to the Purchaser acceptability.

         2. The  original  Mortgage  (together  with a  standard  adjustable  rate  mortgage  rider)  with evidence of recording  thereon,  or a copy thereof  certified by the public recording office in which such mortgage has been recorded or, if the original  Mortgage has not been returned from the applicable  public recording office, a true certified copy, certified by the Company.

         3. The original or certified copy,  certified by the Company,  of the Primary Mortgage  Insurance
Policy, if required.

         4.  The  original  Assignment,  from  the  Company  to  _______________________________,   or  in
accordance with the Purchaser's  instructions,  which  assignment  shall,  but for any blanks requested by the Purchaser,  be in form and substance  acceptable  for recording.  If the Mortgage Loan was acquired or originated by the Company while doing business  under another name,  the Assignment  must be by "[Company]
formerly  known as [previous  name]".  If the Mortgage  Loan was acquired by the Company in a merger,  the endorsement  must be by  "[Company],  successor  by  merger  to the  [name of  predecessor]".  None of the
Assignments are blanket assignments of mortgage.

         5. The original policy of title  insurance,  including  riders and  endorsements  thereto,  or if the policy has not yet been  issued,  a written  commitment  or interim  binder or  preliminary  report of title issued by the title insurance or escrow company.

         6.  Originals  of all  recorded  intervening  Assignments,  or copies  thereof,  certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the  originator  to the  Company,  with  evidence of  recording  thereon,  or a copy thereof certified by the public  recording  office in which such  Assignment has been recorded or, if the original
Assignment has not been returned from the  applicable  public  recording  office,  a true certified  copy, certified by the Company.

         7.  Originals,  or  copies  thereof  certified  by the  public  recording  office  in which  such documents  have  been  recorded,  of  each  assumption,  extension,  modification,  written  assurance  or substitution  agreements,  if  applicable,  or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         8. If the Mortgage  Note or Mortgage or any other  material  document or  instrument  relating to the Mortgage  Loan has been signed by a person on behalf of the  Mortgagor,  the original or copy of power of attorney or other  instrument that  authorized and empowered such person to sign bearing  evidence that such  instrument has been recorded,  if so required in the  appropriate  jurisdiction  where the Mortgaged
Property is located,  or a copy thereof  certified by the public recording office in which such instrument has been  recorded  or, if the  original  instrument  has not been  returned  from the  applicable  public recording office, a true certified copy, certified by the Company.

         9.  Reserved.

         10. Mortgage Loan closing  statement (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

         11.  Residential loan application.

         12.  Uniform   underwriter  and  transmittal   summary  (Fannie  Mae  Form  1008)  or  reasonable
equivalent.

         13.  Credit report on the mortgagor.

         14.  Business credit report, if applicable.

         15.  Residential appraisal report and attachments thereto.

         16.  The original of any guarantee executed in connection with the Mortgage Note.

         17.  Verification of employment and income except for Mortgage Loans  originated  under a limited documentation program, all in accordance with Company's underwriting guidelines.

         18.  Verification  of  acceptable  evidence of source and amount of down  payment,  in accordance with the Company's underwriting guidelines.

         19.  Photograph of the Mortgaged Property (may be part of appraisal)
..

         20.  Survey of the Mortgaged Property, if any.

         21.  Sales contract, if applicable.

         22. If available,  termite report,  structural  engineer's  report,  water portability and septic certification.

         23. Any original  security  agreement,  chattel  mortgage or  equivalent  executed in  connection with the Mortgage.

         24.  Name affidavit, if applicable.

         Notwithstanding  anything to the contrary  herein,  the Company may provide one  certificate  for all of the Mortgage Loans indicating that the documents were delivered for recording.

                                                EXHIBIT B

                                    CUSTODIAL ACCOUNT LETTER AGREEMENT

                                           ______________, 2005

To:      [_______________________]
         (the "Depository")

         As  "Company"   under  the   Purchase,   Warranties   and  Servicing   Agreement,   dated  as  of
[_____________________]  1, 200[_] (the "Agreement"),  we hereby authorize and request you to establish an account,  as a  Custodial  Account  pursuant  to  Section  4.04  of the  Agreement,  to be  designated  as
"[______________________________________],  in trust for the [Purchaser],  Owner of Mortgage  Loans".  All deposits in the account  shall be subject to  withdrawal  therefrom by order  signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

[__________________________]

By:____________________________

Name:__________________________

Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established  under Account Number  [__________],  at the office of the  depository  indicated  above,  and agrees to honor  withdrawals on such account as provided above.  The full amount  deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance  Corporation  through the Bank  Insurance  Fund or the Savings  Association  Insurance  Fund or will be  invested  in  Permitted
Investments as defined in the Agreement.

[___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                                EXHIBIT C

                                     ESCROW ACCOUNT LETTER AGREEMENT
                                           _____________, 2005

To:      [_______________________]
         (the "Depository")

         As  "Company"   under  the   Purchase   Warranties   and   Servicing   Agreement,   dated  as  of
[____________________]1,  200[_] (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as  an  Escrow  Account  pursuant  to  Section  4.06  of  the  Agreement,  to be  designated  as
"[__________________________],  in  trust  for the  [Purchaser],  Owner of  Mortgage  Loans,  and  various
Mortgagors."  All  deposits in the account  shall be subject to  withdrawal  therefrom  by order signed by the  Company.  This letter is  submitted to you in  duplicate.  Please  execute and return one original to
us.

                                            [_____________________]

                                            By:____________________________
                                            Name:__________________________
                                            Title:_________________________

         The  undersigned,  as "Depository",  hereby  certifies that the above described  account has been established under Account Number __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance  Corporation  through the
Bank  Insurance  Fund  or the  Savings  Association  Insurance  Fund  or will  be  invested  in  Permitted
Investments as defined in the Agreement.

                                            [______________________]

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                                EXHIBIT D

                    FORM OF PURCHASE, ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR Agreement")
made as of  __________, 200__, among EMC Mortgage Corporation ( "Assignor"), ___________________ (
"Assignee"), and Mid America Bank, fsb ( "Company").

         In  consideration  of the mutual  promises  contained  herein the parties  hereto  agree that the residential  mortgage  loans (the  "Assigned  Loans") listed on Attachment 1 annexed hereto (the "Assigned
Loan  Schedule")  now  serviced by Company for  Assignor and its  successors  and assigns  pursuant to the
Purchase,  Warranties and Servicing Agreement, dated as of _________,  200__, between Assignor and Company
(the "Purchase  Agreement")  shall be subject to the terms of this PAAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                                   Purchase, Assignment and Assumption

         1.       Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor in the Assigned  Loans and, as they relate to the Assigned  Loans,  all of its right, title and interest in, to and under the Purchase Agreement.

         2.       Simultaneously  with the  execution  hereof,  (i)  Assignee  shall pay to  Assignor  the
"Funding  Amount" as set forth in that  certain  letter  agreement,  dated as of _________  ____,  between
Assignee and Assignor (the  "Confirmation")  and (ii)  Assignor,  at its expense,  shall have caused to be delivered to Assignee or its  designee  the Mortgage  File for each  Assigned  Loan in  Assignor's  or its custodian's  possession,  as set forth in the Purchase  Agreement,  along with, for each Assigned Loan, an endorsement of the Mortgage Note from the Company,  in blank,  and an assignment of mortgage in recordable form from the Company,  in blank.  Assignee  shall pay the Funding  Amount by wire transfer of immediately available  funds to the account  specified  by  Assignor.  Assignee  shall be  entitled  to all  scheduled payments  due on the  Assigned  Loans  after  ___________,  200__ and all  unscheduled  payments  or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

                                Representations, Warranties and Covenants

         3.       Assignor warrants and represents to Assignee and Company as of the date hereof:

         (a)      Attached  hereto as Attachment 2 is a true and accurate copy of the Purchase  Agreement, which  agreement  is in full force and effect as of the date hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Assignor  is the lawful  owner of the  Assigned  Loans with full right to  transfer  the
Assigned Loans and any and all of its interests,  rights and obligations  under the Purchase  Agreement as they relate to the Assigned Loans, free and clear from any and all claims and  encumbrances;  and upon the transfer of the  Assigned  Loans to Assignee as  contemplated  herein,  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of  Assignee's  interests,  rights and  obligations under the Purchase  Agreement as they relate to the Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

         (c)      There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

         (d)      Assignor has no knowledge of, and has not received  notice of, any waivers under, or any modification of, any Assigned Loan;

         (e)      Assignor is duly organized,  validly existing and in good standing under the laws of the jurisdiction  of its  incorporation,  and has all requisite  power and authority to acquire,  own and sell the Assigned Loans;

         (f)      Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of
Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignor.  This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (g)     No consent,  approval, order or authorization of, or declaration,  filing or registration with,  any  governmental  entity is required to be  obtained  or made by Assignor in  connection  with the execution,  delivery or performance by Assignor of this PAAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

         (h)      Neither  Assignor  nor anyone  acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the Assigned Loans or any interest in the Assigned  Loans, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned

 Loans,  or any  interest  in the  Assigned  Loans  with any  Person in any  manner,  or made any  general solicitation  by means of general  advertising  or in any other  manner,  or taken any other  action which would  constitute a  distribution  of the Assigned Loans under the Securities Act of 1933, as amended (the
"1933 Act") or which would render the  disposition  of the Assigned  Loans a violation of Section 5 of the
1933 Act or require registration pursuant thereto.

         4.       Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

         (a)      Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

         (b)      Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of
Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c)      No consent, approval, order or authorization of, or declaration,  filing or registration with,  any  governmental  entity is required to be  obtained  or made by Assignee in  connection  with the execution,  delivery or performance by Assignee of this PAAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

         (d)      Assignee agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as "Purchaser" thereunder but solely with respect to such Assigned Loans.

                  5.       Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

                  (a)      Attached hereto as Attachment 2 is a true and accurate copy of the Purchase
Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b)      Company is duly organized,  validly  existing and in good standing under the laws of the jurisdiction  of its  incorporation,  and has all  requisite  power and  authority to service the Assigned
Loans and otherwise to perform its obligations under the Purchase Agreement;

         (f)      Company has full  corporate  power and  authority  to  execute,  deliver and perform its obligations  under  this  PAAR  Agreement,  and to  consummate  the  transactions  set forth  herein.  The consummation  of the  transactions  contemplated  by this  PAAR  Agreement  is in the  ordinary  course of
Company's  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions  of  Company's  charter or by-laws  or any legal  restriction,  or any  material  agreement  or instrument  to which  Company is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation,  order,  judgment or decree to which  Company or its  property  is  subject.  The execution,  delivery and  performance by Company of this PAAR Agreement and the  consummation by it of the transactions  contemplated  hereby, have been duly authorized by all necessary corporate action on part of
Company.  This PAAR  Agreement  has been  duly  executed  and  delivered  by  Company,  and,  upon the due authorization,  execution and delivery by Assignor and  Assignee,  will  constitute  the valid and legally binding  obligation  of  Company,  enforceable  against  Company in  accordance  with its terms  except as enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium  or other similar laws now or hereafter in effect  relating to creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (g)      No  consent,   approval,   order  or  authorization   of,  or  declaration,   filing  or
registration  with,  any  governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by Company of this PAAR Agreement,  or the consummation by it of the transactions contemplated hereby;

         (h)      No event has  occurred  from the Closing  Date to the date hereof which would render the representations  and  warranties  as to the related  Assigned  Loans made by Company in Sections  3.01 and
3.02 of the Purchase Agreement to be untrue in any material respect; and

         (i)      Neither  this  PAAR  Agreement  nor  any  certification,   statement,  report  or  other
agreement,  document  or  instrument  furnished  or to be  furnished  by  Company  pursuant  to this  PAAR
Agreement  contains  or will  contain any  materially  untrue  statement  of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

                  Recognition of Assignee

         6.       From and  after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans and will service the Assigned Loans in accordance  with the Purchase  Agreement.  It is the intention of Assignor,  Company and Assignee  that this PAAR  Agreement  shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waiver,  or otherwise alter any of the terms or provisions of the
Purchase Agreement which amendment,  modification,  waiver or other alteration would in any way affect the
Assigned Loans without the prior written consent of Assignee.

                                            Miscellaneous

         7.       All demands, notices and communications related to the Assigned Loans, the Purchase
Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         (a)      In the case of Company,

                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Theresa Mann
                  Fax:  (630) 799-7964

                  and with respect to notices relating to servicing matters:

                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Ann Ryan
                  Fax:  (630) 799-7964

         (b)  In the case of Assignor,

                  ____________________
                  ____________________
                  ____________________
                  ____________________
                  ____________________

         (c)      In the case of Assignee,

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Raylene Ruyle
                  Telecopier No.:  (972) 444-2810

                  with a copy  to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue
                  New York, New York 10179
                  Attention: Steve Trombetta
                  Telecopier No.:  (212) 272-[___]

     8.           Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR Agreement.

         9.       This PAAR Agreement  shall be construed in accordance  with the laws of the State of New
York,  without  regard to conflicts of law  principles,  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         10.      No term or  provision  of this PAAR  Agreement  may be waived or  modified  unless  such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         11.      This PAAR  Agreement  shall  inure to the benefit of the  successors  and assigns of the parties  hereto.  Any entity  into which  Assignor,  Assignee  or  Company  may be merged or  consolidated shall,  without  the  requirement  for any  further  writing,  be deemed  Assignor,  Assignee  or Company, respectively, hereunder.

         12.      This PAAR Agreement shall survive the conveyance of the Assigned  Loans,  the assignment of the  Purchase  Agreement  to the  extent  of the  Assigned  Loans  by  Assignor  to  Assignee  and  the
termination of the Purchase Agreement.

         13.      This PAAR Agreement may be executed  simultaneously in any number of counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

         14.      In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

                                            [Modification of Purchase Agreement

         16.     Company and Assignor hereby amend the Purchase Agreement as follows:

         (a)      The following definitions are added to Section 1.01 of the Purchase Agreement:

         Securities Administrator:  ________________________

         Supplemental PMI Insurer:  ________________________

         Supplemental PMI Policy:   The  primary  guarantee  insurance  policy  of  the  Supplemental  PMI
         Insurer  attached  hereto as Exhibit [_], or any successor  Supplemental  PMI Policy given to the
         Servicer by the Assignee.

         Trustee:          ________________________

         (b)      The following definition is amended and restated:

         Insurance Proceeds:        Proceeds of any Primary Mortgage  Insurance  Policy,  the Supplemental
         PMI  Policy,  any title  policy,  any  hazard  insurance  policy or any  other  insurance  policy covering a Mortgage Loan or other related Mortgaged  Property,  including any amounts required to be deposited in the Custodial  Account  pursuant to Section 4.04, to the extent such proceeds are not to be applied to the  restoration  of the  related  Mortgaged  Property  or  released  to the
         Mortgagor in accordance with Accepted Servicing Practices.

         (c)      The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

         "In  connection  with its activities as servicer,  the Company agrees to prepare and present,  on behalf  of  itself  and the  Purchaser,  claims  to the  Supplemental  PMI  Insurer  with  respect  to the
Supplemental  PMI  Policy  and,  in this  regard,  to take  such  action as shall be  necessary  to permit recovery under any  Supplemental  PMI Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section
4.04,  any amounts  collected by the Company under any  Supplemental  PMI Policy shall be deposited in the
Custodial Account, subject to withdrawal pursuant to Section 4.05.

         In accordance with the  Supplemental  PMI Policy,  the Company shall provide to the  Supplemental
PMI Insurer any required information regarding the Mortgage Loans.

         The Company  shall  provide to the  [Securities  Administrator]  on a monthly  basis via computer tape, or other mutually  acceptable  format,  the unpaid principal balance,  insurer  certificate  number, lender loan number,  and premium due the  Supplemental  PMI Insurer for each  Mortgage Loan covered by the
Supplemental PMI Policy.  In addition, the Company agrees to forward to the

          Purchaser  and the  [Securities  Administrator]  any  statements  or other  reports given by the
Supplemental PMI Insurer to the Servicer in connection with a claim under the Supplemental PMI Policy."

         (d)      Clause (vi) of Section 9.01 is amended to read as follows:

         "Company  ceases to be  approved  by either  Fannie  Mae or FHLMC as a  mortgage  loan  seller or servicer for more than thirty days,  or the Company  fails to meet the servicer  eligibility  requirements of the Supplemental PMI Insurer; or"]

         IN WITNESS  WHEREOF,  the parties hereto have executed this PAAR Agreement as of the day and year first above written.

                                                              EMC MORTGAGE CORPORATION
                                                              Assignor

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                              _________________________________
                                                              Assignee

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                              MID AMERICA BANK, FSB
                                                              Company

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                               ATTACHMENT 1

                                          ASSIGNED LOAN SCHEDULE

                                               ATTACHMENT 2

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                EXHIBIT E

                                          FORM OF TRIAL BALANCE

                                                EXHIBIT G

                               REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:      Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties and Servicing Agreement (the "Agreement")  between the Company and the
Purchaser,  the  undersigned  hereby  certifies  that he or she is an  officer of the  Company  requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____    On  _________________,  the above  captioned  Mortgage  Loan was paid in full or that the Company has been notified that payment in full has been or will be escrowed.  The Company  hereby  certifies  that all  amounts  with  respect  to this loan  which are  required  under the  Agreement  have been or will be deposited in the Custodial Account as required.

_____    The above captioned  Mortgage Loan is being  repurchased  pursuant to the terms of the Agreement.
The Company  hereby  certifies  that the  repurchase  price has been credited to the Custodial  Account as required under the Agreement.

_____    The above captioned  Mortgage Loan is being placed in foreclosure and the original  documents are required to proceed with the  foreclosure  action.  The Company  hereby  certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____    Other (explain)

_______________________________________________________
_______________________________________________________

All  capitalized  terms  used  herein and not  defined  shall have the  meanings  assigned  to them in the
Agreement.

         Based on this  certification  and the indemnities  provided for in the Agreement,  please release to the Company all original Mortgage Loan Documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
         Title

Send documents to:         _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

         The Purchaser hereby  acknowledges that all original documents  previously  released on the above captioned Mortgage Loan have been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

                                                EXHIBIT H

                                    COMPANY'S UNDERWRITING GUIDELINES

                                                EXHIBIT I

                                                TERM SHEET

         This TERM SHEET (the "Term Sheet") dated  _____________,  between Mid America Bank, fsb,  located at 2650  Warrenville  Road,  Suite 500,  Downers Grove,  Illinois  60515 (the  "Company") and EMC Mortgage
Corporation,  a Delaware  corporation,  located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200,
Irving,  Texas 75038 (the  "Purchaser")  is made  pursuant  to the terms and  conditions  of that  certain
Purchase,  Warranties and Servicing Agreement,  as amended (the "Agreement") dated as of February 1, 2006, between the Company and the  Purchaser,  the provisions of which are  incorporated  herein as if set forth in full  herein,  as such terms and  conditions  may be modified or  supplemented  hereby.  All  initially capitalized  terms used herein unless  otherwise  defined shall have the meanings  ascribed thereto in the
Agreement.

         The Purchaser  hereby  purchases  from the Company and the Company hereby sells to the Purchaser, all of the  Company's  right,  title and  interest in and to the  Mortgage  Loans on a servicing  retained basis  described  on the  Mortgage  Loan  Schedule  annexed  hereto  as  Schedule  I,  pursuant  to and in accordance  with the terms and  conditions  set forth in the  Agreement,  as same may be  supplemented  or modified  hereby.  Hereinafter,  the  Company  shall  service  the  Mortgage  Loans for the benefit of the
Purchaser and all subsequent  transferees  of the Mortgage  Loans  pursuant to and in accordance  with the terms and conditions set forth in the Agreement.

1.       Definitions

         For purposes of the Mortgage  Loans to be sold pursuant to this Term Sheet,  the following  terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the conditions  specified in the  Agreement,  the obligation of each of the Company and the
Purchaser is subject to the  fulfillment,  on or prior to the  applicable  Closing  Date, of the following
additional conditions:   [None].

Additional Loan Documents:

In addition to the contents of the Mortgage  File  specified in the  Agreement,  the  following  documents
shall be delivered with respect to the Mortgage Loans:   [None].

[Additional] [Modification] of Representations and Warranties:

     [In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans:  [None].  [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

         Except as modified herein, the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                                              MID AMERICA BANK, FSB

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                              EMC MORTGAGE CORPORATION

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                SCHEDULE I

                                          MORTGAGE LOAN SCHEDULE

                                           AMENDMENT NUMBER ONE
                                                  to the

                               PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                       Dated as of February 1, 2006

                                                 between

                                        EMC MORTGAGE CORPORATION,
                                               as Purchaser

                                                   and

                                          MID AMERICA BANK, FSB,
                                                as Company

         This AMENDMENT  NUMBER ONE (this  "Amendment") is made and entered into this 1st day of February,
2006, by and between EMC Mortgage  Corporation,  a Delaware  corporation,  as purchaser (the  "Purchaser")
and Mid America Bank,  fsb, as company (the  "Company") in connection  with the Purchase,  Warranties  and
Servicing   Agreement,   dated  as  of  February  1,  2006,  between  the  above  mentioned  parties  (the
"Agreement"). This Amendment is made pursuant to Section 11.02 of the Agreement.

                                                 RECITALS

         WHEREAS, the parties hereto have entered into the Agreement;

         WHEREAS,  the  Agreement  provides  that the parties  thereto may enter into an  amendment to the
Agreement;

         WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

         NOW, THEREFORE,  in consideration of the premises and for other good and valuable  consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Capitalized  terms used herein and not defined  herein shall have the meanings  assigned to such terms in the Agreement.

         2.       Article I of the Agreement is hereby  amended  effective as of the date hereof by adding the following definitions to Section 1.01:

         Commission or SEC:  The Securities and Exchange Commission.

         Delinquency Recognition Policies: The delinquency recognition policies set forth in Exhibit Q.

         Depositor:  The  depositor,  as such term is  defined  in  Regulation  AB,  with  respect  to any
Pass-Through Transfer.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Master  Servicer:  With respect to any  Pass-Through  Transfer,  the "master  servicer,"  if any, identified in the related transaction documents.

         Prepayment  Charge:  Any  prepayment  premium,  penalty  or  charge  payable  by a  Mortgagor  in connection  with any  Principal  Prepayment  on a  Mortgage  Loan  pursuant  to the  terms of the  related
Mortgage Note.

         Qualified  Correspondent:  Any Person from which the Company purchased  Mortgage Loans,  provided that the following  conditions  are  satisfied:  (i) such Mortgage  Loans were  originated  pursuant to an agreement  between  the  Company and such Person  that  contemplated  that such  Person  would  underwrite mortgage  loans from time to time, for sale to the Company,  in accordance  with  underwriting  guidelines designated by the Company  ("Designated  Guidelines")  or guidelines that do not vary materially from such
Designated  Guidelines;  (ii) such  Mortgage  Loans were in fact  underwritten  as described in clause (i)
above  and were  acquired  by the  Company  within  180  days  after  origination;  (iii)  either  (x) the
Designated  Guidelines  were,  at the time such  Mortgage  Loans were  originated,  used by the Company in origination  of mortgage  loans of the same type as the Mortgage  Loans for the  Company's  own account or
(y) the Designated  Guidelines were, at the time such Mortgage Loans were underwritten,  designated by the
Company on a  consistent  basis for use by lenders in  originating  mortgage  loans to be purchased by the
Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company, pre-purchase  or  post-purchase  quality  assurance  procedures  (which may involve,  among other  things, review of a sample of mortgage  loans  purchased  during a  particular  time period or through  particular channels)  designed to ensure that Persons from which it purchased  mortgage  loans  properly  applied the underwriting criteria designated by the Company.

         Regulation  AB:  Subpart  229.1100  -  Asset  Backed   Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification and  interpretation as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act
Release No. 33-8518,  70 Fed. Reg. 1,506,  1,531 (Jan. 7, 2005)) or by the staff of the Commission,  or as may be provided by the Commission or its staff from time to time.

         Securities Act:  The Securities Act of 1933, as amended.

         Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set forth in
Item 1122(d) of Regulation AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit M for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of Exhibit M and the text of Item 1122(d) of Regulation  AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing  Criteria  otherwise  mutually agreed  to by the  Purchaser,  the  Company  and any  Person  that will be  responsible  for  signing  any certification  required under the  Sarbanes-Oxley  Act of 2002 with respect to a Pass-Through  Transfer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit M).

         Static  Pool  Information:  Static pool  information  as  described  in Item  1105(a)(1)-(3)  and
1105(c) of Regulation AB.

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  "servicing"  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of  Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Third-Party  Originator:  Each  Person,  other than a Qualified  Correspondent,  that  originated
Mortgage Loans acquired by the Company.

         3.       Article  I of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting  in its  entirety  the  definition  of  Subservicer  in Section  1.01 and  replacing  it with the following:

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or  any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement that are identified in Item 1122(d) of
Regulation AB.  Any subservicer shall meet the qualifications set forth in Section 4.01.

         4.       Article  I of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting in its entirety the  definition  of Principal  Prepayment  in Section 1.01 and  replacing it with the following:

Principal  Prepayment:  Any payment or other  recovery  of  principal  on a Mortgage  Loan full or partial which is received in advance of its scheduled Due Date,  including any Prepayment  Charge and which is not accompanied  by an amount of  interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

         5.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by revising Section 3.01(n) as follows (new text underlined):

         (n)      Company has  delivered to the  Purchaser  financial  statements  of its parent,  for its last two  complete  fiscal  years as  requested.  All  such  financial  information  fairly  presents  the pertinent  results of operations  and financial  position for the period  identified and has been prepared in  accordance  with GAAP  throughout  the  periods  involved,  except as set forth in the notes  thereto.
There has been no  change in the  servicing  policies  and  procedures,  business,  operations,  financial condition,  properties  or assets of the Company  since the date of the  Company's  financial  information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         6.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.01(p):

         (p)      As of the  date  of  each  Pass-Through  Transfer,  and  except  as has  been  otherwise disclosed to the Purchaser,  any Master  Servicer and any Depositor:  (1) no default or servicing  related performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the
Company;  (2) no material  noncompliance with applicable servicing criteria as to any other securitization has  occurred,  been  disclosed or reported by the  Company;  (3) the Company has not been  terminated  as servicer  in a  residential  mortgage  loan  securitization,  either  due  to a  servicing  default  or to application  of a  servicing  performance  test or  trigger;  (4) no  material  changes  to the  Company's servicing  policies and procedures for similar loans has occurred in the preceding three years;  (5) there are no aspects of the  Company's  financial  condition  that could have a material  adverse  impact on the performance by the Company of its obligations  hereunder;  (6) there are no legal proceedings  pending, or known to be  contemplated  by  governmental  authorities,  against the  Company  that could be material to investors in the  securities  issued in such  Pass-Through  Transfer;  and (7) there are no  affiliations, relationships  or  transactions  relating to the Company of a type that are  described  under Item 1119 of
Regulation AB.

         7.       Article  III of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following new Section 3.02(iii):

         With respect to each Mortgage Loan,  information  regarding the borrower  credit files related to such Mortgage Loan has been furnished to credit  reporting  agencies in compliance  with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

         8.       Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding this sentence after the first sentence of Section 4.01:

         In addition,  the Company shall furnish  information  regarding the borrower credit files related to such Mortgage Loan to credit  reporting  agencies in compliance  with the provisions of the Fair Credit
Reporting Act and the applicable implementing regulations.

         9.       Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting in its entirety the last paragraph of Section 4.02 and replacing it with the following:

         The Company shall not waive any Prepayment Charge unless:  (i) the  enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors'  rights  generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has  threatened  legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been  accelerated  in connection  with a foreclosure or other  involuntary  payment or (iv) such waiver is standard  and  customary  in  servicing  similar  Mortgage  Loans and relates to a default or a reasonably foreseeable  default and would,  in the  reasonable  judgment of the Company,  maximize  recovery of total proceeds  taking into account the value of such  Prepayment  Charge and the related  Mortgage  Loan.  If a
Prepayment  Charge is  waived,  but does not meet the  standards  described  above,  then the  Company  is required to pay the amount of such waived  Prepayment  Charge by remitting such amount to the Purchaser by the Remittance Date.

         10.      Article  IV of the  Agreement  is  hereby  amended  effective  as of the date  hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

         In determining  the  delinquency  status of any Mortgage  Loan, the Company will use  Delinquency
Recognition  Policies to be provided by EMC or as described to and  approved by the  Purchaser,  and shall revise these policies as reasonably requested by the Purchaser from time to time.

         11.      Article  V of the  Agreement  is  hereby  amended  effective  as of the date  hereof  by deleting Section 5.02 in its entirety and replacing it with the following:

         Section 5.02      Statements to the Purchaser.

         The Company shall  furnish to Purchaser an  individual  loan  accounting  report,  as of the last
Business  Day of each month,  in the  Company's  assigned  loan number  order to  document  Mortgage  Loan payment  activity on an individual  Mortgage  Loan basis.  With respect to each month,  the  corresponding individual  loan  accounting  report shall be received by the  Purchaser no later than the fifth  Business
Day of the following  month on a disk or tape or other  computer-readable  format in such format as may be mutually  agreed upon by both  Purchaser  and  Company,  and no later than the fifth  Business  Day of the following month in hard copy, and shall contain the following:

         (i)      with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to principal (including a separate breakdown of any Principal  Prepayment,  including the date of such  prepayment,  and any prepayment  penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii)     with  respect  to each  Mortgage  Loan and each  Monthly  Payment,  the  amount  of such remittance allocable to interest;

         (iii)    with respect to each Mortgage  Loan,  the amount of servicing  compensation  received by the Company during the prior distribution period;

         (iv)     the Stated  Principal  Balance of each Mortgage Loan and the aggregate  Stated Principal
Balance  of all  Mortgage  Loans as of the first day of the  distribution  period  and the last day of the distribution period;

         (v)      with respect to each Mortgage Loan, the current Mortgage Interest Rate;

         (vi)     with respect to each  Mortgage  Loan,  the aggregate  amount of any Insurance  Proceeds,
Condemnation  Proceeds,  Liquidation  Proceeds  and REO  Disposition  Proceeds  received  during the prior distribution period;

         (vii)    with respect to each Mortgage  Loan, the amount of any  Prepayment  Interest  Shortfalls paid by the Company in accordance with Section 4.04(viii) during the prior distribution period;

         (viii)   the beginning and ending balances of the Custodial Account and Escrow Account;

         (ix)     the  number of  Mortgage  Loans as of the first day of the  distribution  period and the last day of the distribution period;

         (x)      with respect to each Mortgage Loan, the Stated  Principal  Balance of each Mortgage Loan
(a) delinquent as grouped in the following  intervals  through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days,  90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO Property has been acquired;

         (xi)     with  respect to each  Mortgage  Loan,  the amount and  severity  of any  realized  loss following liquidation of such Mortgage Loan;

         (xii)    with respect to each Mortgage  Loan,  and in the aggregate for all Mortgage  Loans,  the amount of any Monthly Advances made by the Company during the prior distribution period;

         (xiii)   with respect to each  Mortgage  Loan, a description  of any  Servicing  Advances made by the Company with respect to such Mortgage Loan  including  the amount,  terms and general  purpose of such
Servicing  Advances,  and the  aggregate  amount of Servicing  Advances for all Mortgage  Loans during the prior distribution period;

         (xiv)    with respect to each Mortgage  Loan, a description of any  Nonrecoverable  Advances made by the Company with respect to such  Mortgage  Loan  including  the amount,  terms and general  purpose of such Nonrecoverable  Advances, and the aggregate amount of Nonrecoverable  Advances for all Mortgage Loans during the prior distribution period;

         (xv)     with respect to each Mortgage  Loan, a description  of any Monthly  Advances,  Servicing
Advances and Nonrecoverable  Advances  reimbursed to the Company with respect to such Mortgage Loan during the prior  distribution  period pursuant to Section 4.05, and the source of funds for such  reimbursement, and the  aggregate  amount  of any  Monthly  Advances,  Servicing  Advances  and  Nonrecoverable  Advances
reimbursed  to the  Company  for all  Mortgage  Loans  during the prior  distribution  period  pursuant to
Section 4.05;

         (xvi)    with  respect  to any  Mortgage  Loan,  a  description  of any  material  modifications, extensions  or waivers to the terms,  fees,  penalties or payments of such  Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

         (xvii)   a  description  of any  material  breach of a  representation  or warranty  set forth in
Section 3.01 or Section 3.02 herein or of any other  breach of a covenant or  condition  contained  herein and the status of any resolution of such breach;

         (xviii)  with respect to each  Mortgage  Loan,  the Stated  Principal  Balance of any  substitute
Mortgage  Loan  provided by the Company and the Stated  Principal  Balance of any  Mortgage  Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein; and

         (xix)    with respect to each Mortgage  Loan, the Stated  Principal  Balance of any Mortgage Loan
that has been repurchased by the Company in accordance with Section 3.03 herein.

         In  addition,  the  Company  shall  provide  to the  Purchaser  such other  information  known or available  to the Company  that is necessary  in order to provide the  distribution  and pool  performance information  as required  under Item 1121 of Regulation AB, as amended from time to time, as determined by the  Purchaser in its sole  discretion.  The Company shall also provide a monthly  report,  in the form of
Exhibit E hereto,  or such other form as is mutually  acceptable  to the Company,  the  Purchaser  and any
Master  Servicer,  Exhibit F with  respect to  defaulted  mortgage  loans and  Exhibit P, with  respect to realized losses and gains, with each such report.

         The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the Mortgage Loans and the transactions  contemplated  hereby.  In addition,  the Company shall provide  Purchaser  with such  information  concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In  addition,  not more than ninety (90) days after the end of each  calendar  year,  the Company shall  furnish  to each  Person  who was a  Purchaser  at any time  during  such  calendar  year an annual statement in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         12.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting Section 6.04 in its entirety and replacing it with the following:

         Section 6.04      Annual Statement as to Compliance; Annual Certification.

         (a)      The  Company  will  deliver to the  Purchaser  and any Master  Servicer,  not later than
March 1 of each calendar  year  beginning in 2007,  an officers'  certificate  acceptable to the Purchaser
(an "Annual  Statement of Compliance")  stating,  as to each signatory  thereof,  that (i) a review of the activities of the Company during the preceding  calendar year and of  performance  under this Agreement or other applicable  servicing agreement has been made under such officers'  supervision and (ii) to the best of such  officers'  knowledge,  based on such review,  the Company has  fulfilled  all of its  obligations under this Agreement or other  applicable  servicing  agreement in all material  respects  throughout such year, or, if there has been a failure to fulfill any such obligation in any material  respect,  specifying each such  failure  known to such  officer  and the  nature and status of cure  provisions  thereof.  Such
Annual  Statement  of  Compliance  shall  contain no  restrictions  or  limitations  on its use that would prohibit the  Purchaser,  the  Depositor  or any Master  Servicer to comply with the  Securities  Act, the
Exchange Act and the rules and  regulations of the Commission  thereunder,  and its filing under such laws and  regulations.  Copies of such  statement  shall be  provided  by the  Company  to the  Purchaser  upon request and by the Purchaser to any Person  identified as a prospective  purchaser of the Mortgage  Loans.
In the event that the Company has delegated any  servicing  responsibilities  with respect to the Mortgage
Loans to a  Subservicer,  the Company shall deliver an Annual  Statement of Compliance of the  Subservicer
as described above as to each Subservicer as and when required with respect to the Company.

         (b)      With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  by
March 1 of each  calendar  year  beginning in 2007, an officer of the Company shall execute and deliver an officer's  certificate (an "Annual  Certification") to the Purchaser,  any Master Servicer and any related
Depositor for the benefit of each such entity and such  entity's  affiliates  and the officers,  directors and agents of any such entity and such  entity's  affiliates,  in the form  attached  hereto as Exhibit L.
In the event that the Company has delegated any  servicing  responsibilities  with respect to the Mortgage
Loans to a  Subservicer,  the  Company  shall  deliver  an  Annual  Certification  of the  Subservicer  as described above as to each Subservicer as and when required with respect to the Company.

         (c)      If the Company  cannot  deliver the related  Annual  Statement of Compliance  and Annual
Certification by March 1st of such year, the Purchaser,  at its sole option,  may permit a cure period for the Company to deliver  such Annual  Statement of  Compliance  and Annual  Certification,  but in no event later than March 15th of such year.

         (d)      Failure  of the  Company  to timely  comply  with this  Section  6.04 shall be deemed an
Event of Default,  automatically,  without notice and without any cure period,  unless otherwise agreed to by the  Purchaser  as set forth in  6.04(c),  and  Purchaser  may,  in  addition  to  whatever  rights the
Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and  specific  performance,  terminate  all the rights and  obligations  of the Company  under this
Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating the Company for the same,  as provided in Section  9.01.  Such  termination  shall be  considered  with cause  pursuant to
Section 10.01 of this  Agreement.  This paragraph  shall  supercede any other  provision in this Agreement or any other agreement to the contrary.

         13.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting Section 6.05 in its entirety and replacing it with the following:

         Section 6.05      [Reserved]

         14.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 6.07:

         Section 6.07      Assessment of Compliance with Servicing Criteria.

         On and after  January 1, 2006,  the Company shall  service and  administer,  and shall cause each subservicer to servicer or administer,  the Mortgage Loans in accordance with all applicable  requirements of the Servicing Criteria.

         With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  the Company shall deliver to the Purchaser or its designee,  any Master  Servicer and any Depositor on or before March
1 of each  calendar  year  beginning  in  2007,  a  report  (an  "Assessment  of  Compliance")  reasonably satisfactory to the Purchaser,  any Master Servicer and any Depositor  regarding the Company's  assessment of compliance with the Servicing  Criteria during the preceding  calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB or as otherwise  reasonably  required by the
Master  Servicer,  which as of the date hereof,  require a report by an authorized  officer of the Company that contains the following:

         (a)      A statement by such officer of its  responsibility  for  assessing  compliance  with the
Servicing Criteria applicable to the Company;

         (b)      A statement by such officer  that such  officer  used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Company;

         (c)      An  assessment  by  such  officer  of  the  Company's  compliance  with  the  applicable
Servicing Criteria for the period consisting of the preceding calendar year,  including  disclosure of any material  instance of  noncompliance  with respect thereto during such period,  which  assessment shall be based on the  activities  it performs  with respect to  asset-backed  securities  transactions  taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

         (d)      A statement that a registered  public  accounting firm has issued an attestation  report on the Company's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e)      A statement as to which of the  Servicing  Criteria,  if any, are not  applicable to the
Company,  which  statement  shall be based on the  activities  it performs  with  respect to  asset-backed securities  transactions  taken as a whole  involving the Company,  that are backed by the same asset type as the Mortgage Loans.

         Such  report  at  a  minimum  shall  address  each  of  the  Servicing  Criteria  specified  on a certification  substantially  in the form of Exhibit O hereto delivered to the Company  concurrently  with the execution of this Agreement.

         With  respect to any  Mortgage  Loans  that are the  subject of a  Pass-Through  Transfer,  on or before March 1 of each  calendar  year  beginning in 2007,  the Company  shall furnish to the Purchaser or its designee,  any Master  Servicer and any Depositor a report (an  "Attestation  Report") by a registered public  accounting  firm that  attests  to, and  reports  on, the  Assessment  of  Compliance  made by the
Company,  as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of  Regulation AB or
as  otherwise  reasonably  required  by the Master  Servicer,  which  Attestation  Report  must be made in accordance  with standards for  attestation  reports  issued or adopted by the Public  Company  Accounting
Oversight Board.

         The Company  shall  cause each  Subservicer,  and each  Subcontractor  determined  by the Company pursuant to Section  11.20 to be  "participating  in the  servicing  function"  within the meaning of Item
1122 of Regulation  AB, to deliver to the Purchaser,  any Master  Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in Sections 6.07.

         If the Company  cannot  deliver the related  Assessment of Compliance  or  Attestation  Report by
March 1st of such year,  the  Purchaser,  at its sole option,  may permit a cure period for the Company to deliver such  Assessment  of Compliance or  Attestation  Report,  but in no event later than March 15th of such year.

         Failure  of the  Company  to timely  comply  with this  Section  6.07 shall be deemed an Event of
Default,  automatically,  without notice and without any cure period,  unless  otherwise  agreed to by the
Purchaser as described  herein,  and Purchaser may, in addition to whatever  rights the Purchaser may have under  Sections  3.03 and  8.01 and at law or  equity  or to  damages,  including  injunctive  relief  and specific  performance,  terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating  the Company for the same, as provided in Section 9.01.  Such  termination  shall be considered  with cause pursuant to Section 10.01 of this  Agreement.  This  paragraph  shall  supercede  any other  provision  in this  Agreement or any other agreement to the contrary.

         15.      Article  VI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 6.08:

         Section 6.08      Intent of the Parties; Reasonableness.

         The  Purchaser and the Company  acknowledge  and agree that a purpose of Sections  3.01(p),  (q),
(r) and (s),  5.02,  6.04,  6.07,  11.18 and 11.20 of this  Agreement is to  facilitate  compliance by the
Purchaser and any Depositor  with the  provisions  of Regulation AB and related rules and  regulations  of the  Commission.  None of the Purchaser,  any Master Servicer or any Depositor shall exercise its right to request delivery of information or other  performance  under these provisions other than in good faith, or for  purposes  other  than  compliance  with the  Securities  Act,  the  Exchange  Act and the  rules  and
regulations  of  the  Commission  thereunder.   The  Company  acknowledges  that  interpretations  of  the requirements of Regulation AB may change over time,  whether due to interpretive  guidance provided by the
Commission or its staff,  consensus among participants in the asset-backed  securities markets,  advice of counsel,  or otherwise,  and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of  information  under these  provisions  on the basis of evolving  interpretations  of
Regulation AB. In connection with any  Pass-Through  Transfer,  the Company shall cooperate fully with the
Purchaser to deliver to the Purchaser  (including  any of its assignees or designees)  and any  Depositor, any and all statements, reports,  certifications,  records and any other information necessary in the good faith  determination  of the  Purchaser  or any  Depositor to permit the  Purchaser  or such  Depositor to comply with the provisions of Regulation AB, together with such disclosures  relating to the Company,  any
Subservicer,  any  Third-Party  Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

         16.      Article  IX of the  Agreement  is  hereby  amended  effective  as of the date  hereof by deleting the first  sentence of the last  paragraph of Section  9.01 and  replacing it with the  following
(new text underlined):

         Then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  the Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default under clauses (iii),  (iv) or (v) above, or as otherwise stated herein,  in which case,  automatically and without  notice)  Company may, in addition to whatever  rights the Purchaser may have under  Sections 3.03 and 8.01 and at law or equity  or to  damages,  including  injunctive  relief  and  specific  performance, terminate  all the rights and  obligations  of the Company  (and if the Company is  servicing  any of the
Mortgage Loans in a Pass-Through  Transfer,  appoint a successor  servicer  reasonably  acceptable to any
Master  Servicer for such  Pass-Through  Transfer)  under this  Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same.

         17.      Article  IX of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following at the end of the last paragraph of Section 9.01:

The Company shall  promptly  reimburse the Purchaser (or any designee of the  Purchaser,  such as a Master
Servicer) and any Depositor,  as applicable,  for all  reasonable  expenses  incurred by the Purchaser (or such  designee) or such  Depositor,  as such are  incurred,  in  connection  with the  termination  of the
Company as servicer  and the transfer of servicing  of the  Mortgage  Loans to a successor  servicer.  The provisions  of this  paragraph  shall not limit  whatever  rights the  Purchaser or any Depositor may have under other  provisions of this  Agreement  and/or any applicable  Reconstitution  Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

         18.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by restating Section 11.18 in its entirety as follows:

         Section 11.18.    Cooperation of Company with a Reconstitution.

         The Company and the Purchaser  agree that with respect to some or all of the Mortgage  Loans,  on or  after  the  related  Closing  Date,  on one or  more  dates  (each  a  "Reconstitution  Date")  at the
Purchaser's  sole option,  the Purchaser may effect a sale (each,  a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a)      one or more third  party  purchasers  in one or more in whole loan  transfers  (each,  a
"Whole Loan Transfer"); or

         (b)      one or more trusts or other  entities  to be formed as part of one or more  Pass-Through
Transfers.

         The  Purchaser  and the  Company  agree  that in no event  shall  there be more  than  three  (3)
Reconstitutions per Mortgage Loan pool.

         The  Company  agrees to  execute in  connection  with any  agreements  among the  Purchaser,  the
Company,  and any  servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,  Assumption  and
Recognition  Agreement  substantially  in the form of  Exhibit D hereto,  or, at  Purchaser's  request,  a seller's  warranties  and  servicing  agreement  or a  participation  and  servicing  agreement or similar agreement  in  form  and  substance  reasonably  acceptable  to  the  parties,  and in  connection  with a
Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the  parties,  (collectively  the  agreements  referred  to herein  are  designated,  the  "Reconstitution
Agreements").  It is  understood  that any such  Reconstitution  Agreements  will not  contain any greater obligations  on the part of Company than are  contained  in this  Agreement.  Notwithstanding  anything to the  contrary in this Section  11.18,  the Company  agrees that it is required to perform the  obligations described in Exhibit K hereto.

         With  respect to each Whole Loan  Transfer  and each  Pass-Through  Transfer  entered into by the
Purchaser,  the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser with  respect to all  reasonable  requests  and due  diligence  procedures;  (2) to  execute,  deliver and perform all Reconstitution  Agreements  required by the Purchaser;  (3) to restate the representations and warranties  set forth in this  Agreement  as of the  settlement  or closing date in  connection  with such
Reconstitution (each, a "Reconstitution Date").

         In addition,  the Company shall  provide to such servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

         (i)      any and all  information  and  appropriate  verification  of  information  which  may be reasonably  available to the Company,  whether through letters of its auditors and counsel (excluding that protected by the  attorney-client  privilege  unless  waived) or  otherwise,  as the Purchaser or any such other participant shall request upon reasonable demand;

         (ii)     such  additional  representations,  warranties,  covenants,  letters from auditors,  and certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other participant;

         (iii)    within 5 Business Days after request by the Purchaser,  the information  with respect to the Company (as originator) and each  Third-Party  Originator of the Mortgage Loans as required under Item
1110(a)  and (b) of  Regulation  AB, a summary  of the  requirements  of which  has of the date  hereof is attached  hereto as Exhibit N for  convenience  of reference  only, as determined by Purchaser in its sole
discretion.   If  requested  by  the  Purchaser,  this  will  include  information  about  the  applicable credit-granting or underwriting criteria;

         (iv)     within 5 Business  Days after request by the  Purchaser,  the Company shall provide (or, as applicable,  cause each Third-Party  Originator to provide) Static Pool Information with respect to the mortgage  loans (of a similar type as the Mortgage  Loans,  as  reasonably  identified by the Purchaser as provided  below)  originated  by (i) the  Company,  if the  Company is an  originator  of  Mortgage  Loans
(including  as  an  acquirer  of  Mortgage  Loans  from  a  Qualified  Correspondent),  and/or  (ii)  each
Third-Party  Originator.  Such Static Pool  Information  shall be prepared by the Company (or  Third-Party
Originator)  on the  basis of its  reasonable,  good  faith  interpretation  of the  requirements  of Item
1105(a)(1)-(3)  and (c) of Regulation AB. To the extent that there is reasonably  available to the Company
(or  Third-Party  Originator)  Static Pool  Information  with respect to more than one mortgage loan type, the  Purchaser  or any  Depositor  shall be entitled to specify  whether  some or all of such  information shall be provided  pursuant to this paragraph.  The content of such Static Pool  Information may be in the form customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.
Such Static Pool Information for each vintage  origination year or prior  securitized pool, as applicable, shall be presented in increments no less  frequently  than  quarterly  over the life of the mortgage loans included in the vintage  origination year or prior  securitized  pool. The most recent periodic  increment must be as of a date no later  than  135  days  prior  to the  date of the  prospectus  or other  offering document in which the Static Pool  Information is to be included or incorporated by reference.  The Static
Pool  Information  shall be  provided in an  electronic  format  that  provides a permanent  record of the information  provided,  such as a portable  document  format (pdf) file, or other such  electronic  format reasonably required by the Purchaser or the Depositor, as applicable;

         (v)      within 5 Business Days after request by the Purchaser,  information  with respect to the
Company  (as  servicer)  as  required  by  Item  1108(b)  and  (c) of  Regulation  AB,  a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit N for convenience of reference only,  as  determined  by Purchaser in its sole  discretion.  In the event that the Company has  delegated any servicing  responsibilities  with respect to the Mortgage  Loans to a  Subservicer,  the Company shall provide the information required pursuant to this clause with respect to the Subservicer;

         (vi)     within 5 Business Days after request by the Purchaser,
                  (a) information  regarding any legal  proceedings  pending (or known to be contemplated)
         against the Company (as  originator  and as servicer)  and each other  originator of the Mortgage
         Loans  and  each  Subservicer  as  required  by Item  1117 of  Regulation  AB, a  summary  of the requirements  of which as of the date hereof is attached  hereto as Exhibit N for  convenience of reference only, as determined by Purchaser in its sole discretion,
                  (b) information  regarding  affiliations  with respect to the Company (as originator and as servicer) and each other  originator of the Mortgage  Loans and each  Subservicer  as required by Item 1119(a) of Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit N for  convenience  of reference  only, as determined by Purchaser in its sole discretion, and
                  (c) information  regarding  relationships  and transactions  with respect to the Company
         (as  originator  and as  servicer)  and each  other  originator  of the  Mortgage  Loans and each
         Subservicer as required by Item 1119(b) and (c) of Regulation  AB, a summary of the  requirements of which as of the date  hereof is  attached  hereto as Exhibit N for  convenience  of  reference only, as determined by Purchaser in its sole discretion;

         (vii)    if so requested by the Purchaser,  the Company shall provide (or, as  applicable,  cause each  Third-Party  Originator to provide),  at the expense of the  requesting  party (to the extent of any additional  incremental expense associated with delivery pursuant to this Agreement),  such statements and agreed-upon  procedures letters of certified public accountants  reasonably acceptable to the Purchaser or
Depositor,  as applicable,  pertaining to Static Pool Information  relating to prior securitized pools for securitizations  closed  on or after  January  1, 2006 or, in the case of  Static  Pool  Information  with respect to the  Company's or  Third-Party  Originator's  originations  or  purchases,  to calendar  months commencing  January 1, 2006, or to any financial  information  included in any other  disclosure  provided under this Section 11.18, as the Purchaser or such Depositor  shall  reasonably  request.  Such statements and  letters  shall be  addressed  to and be for the  benefit  of such  parties as the  Purchaser  or such
Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any  Depositor and any broker dealer acting as underwriter,  placement agent or initial  purchaser with respect to a Pass-Through
Transfer.  Any such  statement or letter may take the form of a standard,  generally  applicable  document accompanied by a reliance  letter  authorizing  reliance by the addressees  designated by the Purchaser or such Depositor;

         (viii) For the  purpose of  satisfying  the  reporting  obligation  under the  Exchange  Act with respect to any class of asset-backed  securities,  the Company shall (or shall cause each  Subservicer and
Third-Party  Originator to) (i) within two (2) Business Days of the event described below,  provide notice to the  Purchaser,  any Master  Servicer and any  Depositor in writing of (A) any material  litigation  or governmental  proceedings  involving the Company, any Subservicer or any Third-Party  Originator,  (B) any
affiliations or relationships  that develop following the closing date of a Pass-Through  Transfer between the Company,  any  Subservicer or any  Third-Party  Originator and any of the parties  specified in clause
(D) of paragraph  (a) of this  Section  (and any other  parties  identified  in writing by the  requesting party)  with  respect to such  Pass-Through  Transfer,  (C) any Event of  Default  under the terms of this
Agreement or any  Reconstitution  Agreement,  (D) any merger,  consolidation or sale of substantially  all of the  assets of the  Company,  and (E) the  Company's  entry into an  agreement  with a  Subservicer  to perform or assist in the  performance  of any of the  Company's  obligations  under this  Agreement or any
Reconstitution  Agreement  and (ii) provide to the  Purchaser,  any Master  Servicer  and any  Depositor a
description of such proceedings, affiliations or relationships;

         All notification pursuant to this Section 11.18 (viii)(B) should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to Section 11.18 (viii)(A) should be sent to:

         EMC Mortgage Corporation
         Two Mac Arthur Ridge
         909 Hidden Ridge Drive, Suite 200
         Irving, TX 75038
         Attention:  Associate General Counsel for Loan Administration
         Facsimile:  (972) 831-2555

         With copies to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, TX 75067-3884
         Attention:  Conduit Seller Approval Dept.
         Facsimile:  (214) 626-3751
         Email:  sellerapproval@bear.com

         (ix)  As a  condition  to the  succession  to the  Company  or any  Subservicer  as  servicer  or subservicer  under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into which the
Company or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any Subservicer  (unless such successor has been appointed by the Purchaser,  any Master
Servicer or any  Depositor),  the Company shall provide to the  Purchaser,  any Master  Servicer,  and any
Depositor,  at least 15 calendar days prior to the effective date of such succession or  appointment,  (x)
written  notice to the Purchaser and any Depositor of such  succession or  appointment  and (y) in writing and in form and substance  reasonably  satisfactory to the Purchaser and such  Depositor,  all information reasonably  requested by the Purchaser or any  Depositor in order to comply with its reporting  obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (x) In  addition to such  information  as the  Company,  as  servicer,  is  obligated  to provide pursuant to other  provisions  of this  Agreement,  not later than ten days prior to the  deadline for the filing of any distribution  report on Form 10-D in respect of any Pass-Through  Transfer that includes any of the Mortgage  Loans serviced by the Company or any  Subservicer,  the Company or such  Subservicer,  as applicable,  shall,  to the extent the Company or such  Subservicer  has  knowledge,  provide to the party responsible  for  filing  such  report  (including,  if  applicable,  the Master  Servicer)  notice of the occurrence  of any of the  following  events  along with all  information,  data,  and  materials  related thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the provisions of Regulation AB referenced below):

                           (A)      any  material  modifications,  extensions  or  waivers  of pool  asset terms,  fees,  penalties or payments  during the  distribution  period or that have  cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                           (B)      material  breaches  of pool asset  representations  or  warranties  or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (C)      information regarding new asset-backed  securities issuances backed by
         the  same  pool  assets,   any  pool  asset  changes  (such  as,   additions,   substitutions  or
         repurchases),  and any  material  changes in  origination,  underwriting  or other  criteria  for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

         (xi) The Company shall  provide,  as requested,  to the  Purchaser,  any Master  Servicer and any
Depositor,  evidence of the authorization of the person signing any certification or statement,  copies or
other  evidence  of  Fidelity  Bond  Insurance  and  Errors  and  Omission  Insurance  policy,   financial
information  and reports,  and such other  information  related to the Company or any  Subservicer  or the
Company or such Subservicer's performance hereunder.

         In the event of a conflict  or  inconsistency  between the terms of Exhibit N and the text of the applicable  Item of Regulation  AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

         (xii)    If so  requested  by the  Purchaser or any  Depositor  on any date,  the Company  shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations and  warranties  set  forth in  Section  3.01(p)  of this  Agreement  or, if any such  representation  and warranty is not accurate as of the date of such request,  provide  reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

         The Company shall  indemnify the  Purchaser,  each  affiliate of the  Purchaser,  and each of the following parties participating in a Pass-Through  Transfer:  each sponsor and issuing entity; each Person
(including,  but not limited to, any Master  Servicer,  if applicable)  responsible  for the  preparation, execution  or  filing  of any  report  required  to be filed  with the  Commission  with  respect  to such
Pass-Through  Transfer,  or for execution of a certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d)
under  the  Exchange  Act with  respect  to such  Pass-Through  Transfer;  each  broker  dealer  acting as underwriter,  placement  agent or initial  purchaser,  each Person who controls any of such parties or the
Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);
and the respective  present and former directors,  officers,  employees,  agents and affiliates of each of the foregoing and of the Depositor  (each, an "Indemnified  Party"),  and shall hold each of them harmless from and against any claims, losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain  arising out of or based upon:

         (i)(A) any untrue  statement  of a material  fact  contained  or alleged to be  contained  in any information,  report,  certification,  data,  accountants'  letter or other  material  provided under this
Section  11.18 by or on behalf of the Company,  or provided  under this  Section  11.18 by or on behalf of any Subservicer,  Subcontractor or Third-Party Originator  (collectively,  the "Company Information"),  or
(B) the omission or alleged  omission to state in the Company  Information  a material fact required to be stated in the Company  Information or necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading;  provided,  by way of  clarification,  that clause (B) of this paragraph  shall be construed  solely by reference to the Company  Information  and not to any other  information  communicated  in  connection  with a sale or  purchase of  securities,  without regard  to  whether  the  Company  Information  or any  portion  thereof  is  presented  together  with or separately from such other information;

         (ii)  any  breach  by  the  Company  of its  obligations  under  this  Section  11.18,  including particularly  any  failure  by  the  Company,  any  Subservicer,  any  Subcontractor  or  any  Third-Party
Originator to deliver any information,  report, certification,  accountants' letter or other material when and as required  under this Section  11.18,  including any failure by the Company to identify  pursuant to
Section  11.20 any  Subcontractor  "participating  in the servicing  function"  within the meaning of Item
1122 of Regulation AB;

         (iii) any breach by the Company of a  representation  or warranty set forth in Section 3.01 or in a writing  furnished  pursuant to Section  3.01(q) and made as of a date prior to the closing  date of the related  Pass-Through  Transfer,  to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing  furnished  pursuant to Section 3.01(q)
to the extent made as of a date subsequent to such closing date; or

         (iv)     the gross negligence, bad faith or willful misconduct of the Company in connection with its performance under this Section 11.18;

provided,  however,  that the Purchaser shall indemnify the Company and its present and former  directors, officers,  and  employees and hold each of them  harmless  from and against any claims,  losses,  damages, penalties,  fines,  forfeitures,  legal fees and  expenses  and related  costs,  judgments,  and any other costs,  fees and  expenses  that any of them may  sustain  from any untrue  statement  or  alleged  untrue statement of a material  fact or the omission or alleged  omission to state a material fact required to be stated in order to make the statements  therein,  in the light of the circumstances  under which they were
made,  not  misleading,   contained  in  any  prospectus  or  prospectus   supplement  containing  Company
Information not arising out of or based upon the Company Information.

         If the  indemnification  provided for herein is unavailable or  insufficient  to hold harmless an
Indemnified  Party,  then the  Company  agrees that it shall  contribute  to the amount paid or payable by such  Indemnified  Party as a result of any  claims,  losses,  damages  or  liabilities  incurred  by such
Indemnified  Party in such proportion as is appropriate to reflect the relative fault of such  Indemnified
Party on the one hand and the Company on the other.

         In the case of any failure of performance  described above, the Company shall promptly  reimburse the Purchaser,  any Depositor, as applicable,  and each Person responsible for the preparation,  execution or filing of any  report  required  to be filed with the  Commission  with  respect  to such  Pass-Through
Transfer,  or for execution of a  certification  pursuant to Rule  13a-14(d) or Rule  15d-14(d)  under the
Exchange Act with respect to such Pass-Through  Transfer,  for all costs reasonably  incurred by each such party in order to obtain the information,  report,  certification,  accountants'  letter or other material not  delivered  as  required  by the  Company,  any  Subservicer,  any  Subcontractor  or any  Third-Party
Originator.

         This  indemnification  shall survive the  termination of this Agreement or the termination of any party to this Agreement.

         All Mortgage  Loans not sold or  transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         The  Purchaser  agrees  to  reimburse  the  Company  for its  reasonable  out-of-pocket  expenses incurred in  connection  with any  Reconstitution  hereunder;  provided,  however,  such amount  shall not exceed  $5,000 and shall be remitted by the  Purchaser  upon written  request from the Company which shall be accompanied with receipts or bills detailing such expenses;  provided,  further, in the event that such amount exceeds $5,000,  the Purchaser shall reimburse the Company if the Purchaser  approves in writing of such expenses prior to when incurred by the Company.

         19.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 11.20:

         Section 11.20. Use of Subservicers and Subcontractors.

         (a)      The Company  shall not hire or  otherwise  utilize the  services of any  Subservicer  to fulfill any of the  obligations  of the Company as servicer  under this  Agreement  or any  Reconstitution
Agreement  unless the Company  complies with the provisions of paragraph (b) of this Section.  The Company shall  not hire or  otherwise  utilize  the  services  of any  Subcontractor,  and shall  not  permit  any
Subservicer  to hire or  otherwise  utilize  the  services  of any  Subcontractor,  to fulfill  any of the obligations  of the Company as servicer under this Agreement or any  Reconstitution  Agreement  unless the
Company complies with the provisions of paragraph (d) of this Section.

         (b)      The Company  shall  cause any  Subservicer  used by the Company (or by any  Subservicer)
for the benefit of the  Purchaser  and any  Depositor  to comply with the  provisions  of this Section and with  Sections  3.01(p),  3.01(s),  6.04,  6.07 and 11.18 of this  Agreement to the same extent as if such
Subservicer  were the Company,  and to provide the information  required with respect to such  Subservicer under  Section  3.01(r) of this  Agreement.  The Company  shall be  responsible  for  obtaining  from each
Subservicer and delivering to the Purchaser,  any Master  Servicer and any Depositor any Annual  Statement
of Compliance  required to be delivered by such  Subservicer  under  Section  6.04(a),  any  Assessment of
Compliance and  Attestation  Report  required to be delivered by such  Subservicer  under Section 6.07 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

         (c)      The Company shall promptly upon request  provide to the Purchaser,  any Master  Servicer and any Depositor (or any designee of the Depositor,  such as an administrator) a written  description (in form and substance  satisfactory  to the Purchaser,  any Master  Servicer and such  Depositor) of the role and  function  of each  Subcontractor  utilized  by the  Company or any  Subservicer,  specifying  (i) the identity of each such  Subcontractor,  (ii) which (if any) of such  Subcontractors  are  "participating in the  servicing  function"  within the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in  assessments  of  compliance  provided by each  Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any  Subcontractor  determined to be "participating in the servicing  function"  within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor  used by the Company (or by any  Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the  provisions of Sections  6.07 and 11.18 of this  Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for  obtaining  from each
Subcontractor  and  delivering  to the Purchaser  and any  Depositor  any  Assessment  of  Compliance  and
Attestation  Report and the other  certificates  required to be  delivered  by such  Subservicer  and such
Subcontractor under Section 6.07, in each case as and when required to be delivered.

         20.      Article  XI of the  Agreement  is  hereby  amended  effective  as of the date  hereof by adding the following new Section 11.21:

         Section 11.21. Third Party Beneficiary.

         For  purposes  of this  Agreement, each  Master  Servicer  shall  be  considered  a  third  party beneficiary  to this  Agreement,  entitled  to all the rights and  benefits hereof  as if it were a direct party to this Agreement.

         21.      The  Agreement  is hereby  amended as of the date  hereof by  deleting  Exhibit E in its entirety and replacing it with the following:

                                                     EXHIBIT E

                                         REPORTING DATA FOR MONTHLY REPORT

                                             Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

         22.      The  Agreement  is hereby  amended  as of the date  hereof by adding the  following  new
Exhibit F:

                                                     EXHIBIT F

                                        REPORTING DATA FOR DEFAULTED LOANS

                                 Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the  property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                       MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
         o    ASUM-     Approved Assumption
         o    BAP-      Borrower Assistance Program
         o    CO-       Charge Off
         o    DIL-      Deed-in-Lieu
         o    FFA-      Formal Forbearance Agreement
         o    MOD-      Loan Modification
         o    PRE-      Pre-Sale
         o    SS-       Short Sale
         o    MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
         o    Mortgagor
         o    Tenant
         o    Unknown
         o    Vacant

The Property Condition field should show the last reported condition of the property as follows:
         o    Damaged
         o    Excellent
         o    Fair
         o    Gone
         o    Good
         o    Poor
         o    Special Hazard
         o    Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                62             Veteran's Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                63             Veteran's Affairs-Refund
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                64             Veteran's Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

         23.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit K:

                                                     EXHIBIT K

                                        COMPANY'S OBLIGATIONS IN CONNECTION
                                               WITH A RECONSTITUTION

         o        The Company  shall (i) possess  the  ability to service to a  securitization  documents;
(ii) service on a  "Scheduled/Scheduled"  reporting  basis  (advancing  through the  liquidation of an REO
Property),  (iii) make  compensating  interest  payments  on payoffs and  curtailments  and (iv) remit and report to a Master  Servicer in format  acceptable  to such Master  Servicer by the 10th  calendar  day of each month.

         o        The Company shall provide an acceptable  annual  certification  (officer's  certificate)
to the  Master  Servicer  (as  required  by the  Sarbanes-Oxley  Act of 2002) as well as any other  annual
certifications   required  under  the   securitization   documents  (i.e.  the  annual   statement  as  to
compliance/annual  independent  certified  public  accountants'  servicing  report  due by March 1 of each year).

         o        The Company  shall allow for the  Purchaser,  the Master  Servicer or their  designee to perform a review of audited financials and net worth of the Company.

         o        The  Company  shall  provide  a  Uniform  Single  Attestation  Program  certificate  and
Management Assertion as requested by the Master Servicer or the Purchaser.

         o        The Company  shall provide  information  on each  Custodial  Account as requested by the
Master  Servicer or the Purchaser,  and each Custodial  Accounts  shall comply with the  requirements  for such accounts as set forth in the securitization documents.

         o        The Company shall maintain its servicing  system in accordance with the  requirements of the Master Servicer.

         24.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit L:

                                                     EXHIBIT L

                                           FORM OF COMPANY CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

         I,   ____________________________,   the   _______________________  of  [NAME  OF  COMPANY]  (the
"Company"),   certify  to  [the  Purchaser],  [the  Depositor],  and  the  [Master  Servicer]  [Securities
Administrator]  [Trustee],  and their  officers,  with the  knowledge  and intent that they will rely upon this certification, that:

                  I  have  reviewed  the  servicer  compliance   statement  of  the  Company  provided  in
         accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the Company's  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  "Servicing  Criteria"),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act")  and Item  1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the  "Company
         Servicing Information");

                  Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made,  not  misleading  with  respect to the  period of time  covered  by the  Company  Servicing
         Information;

                  Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

                  I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the Servicing
         Assessment  or the  Attestation  Report,  the Company has  fulfilled  its  obligations  under the
         Agreement in all material respects; and

The  Compliance  Statement  required to be delivered by the Company  pursuant to this  Agreement,  and the
Servicing  Assessment  and  Attestation  Report  required  to be  provided  by  the  Company  and  by  any
Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the [Depositor]  [Master
Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the
[Depositor]  [Master  Servicer].  Any material instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

         25.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit M:

                                                EXHIBIT M

                                         SUMMARY OF REGULATION AB
                                            SERVICING CRITERIA

NOTE:  This  Exhibit M is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit M and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

         (i)      General servicing considerations.

                  (A)      Policies and  procedures  are  instituted to monitor any  performance  or other triggers and events of default in accordance with the transaction agreements.

                  (B)      If any material servicing activities are outsourced to third parties,  policies and  procedures  are  instituted  to  monitor  the third  party's  performance  and  compliance  with such servicing activities.

                  (C)      Any  requirements in the transaction  agreements to maintain a back-up servicer for the mortgage loans are maintained.

                  (D)      A  fidelity  bond and  errors  and  omissions  policy is in effect on the party participating  in the  servicing  function  throughout  the  reporting  period in the  amount of  coverage required by and otherwise in accordance with the terms of the transaction agreements.

         (ii)     Cash collection and administration.

                  (A)      Payments on mortgage  loans are deposited into the  appropriate  custodial bank accounts and related bank clearing  accounts no more than two business  days  following  receipt,  or such other number of days specified in the transaction agreements.

                  (B)      Disbursements  made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

                  (C)      Advances  of  funds  or  guarantees  regarding   collections,   cash  flows  or
distributions,  and any interest or other fees charged for such advances,  are made, reviewed and approved as specified in the transaction agreements.

                  (D)      The related  accounts for the  transaction,  such as cash  reserve  accounts or accounts  established as a form of  overcollateralization,  are separately  maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

                  (E)      Each  custodial  account  is  maintained  at  a  federally  insured  depository institution  as set forth in the  transaction  agreements.  For  purposes  of this  criterion,  "federally insured  depository  institution"  with  respect  to a  foreign  financial  institution  means  a  foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

                  (F)      Unissued checks are safeguarded so as to prevent unauthorized access.

                  (G)      Reconciliations   are  prepared  on  a  monthly  basis  for  all   asset-backed
securities  related bank  accounts,  including  custodial  accounts and related  bank  clearing  accounts.
These  reconciliations  are (A)  mathematically  accurate;  (B) prepared within 30 calendar days after the bank statement  cutoff date, or such other number of days  specified in the  transaction  agreements;  (C)
reviewed and approved by someone  other than the person who prepared the  reconciliation;  and (D) contain explanations  for  reconciling  items.  These  reconciling  items are resolved  within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

         (iii)    Investor remittances and reporting.

                  (A)      Reports to  investors,  including  those to be filed with the  Commission,  are maintained  in  accordance  with  the  transaction  agreements  and  applicable  Commission  requirements.
Specifically,  such reports (A) are prepared in accordance  with  timeframes  and other terms set forth in the transaction  agreements;  (B) provide information calculated in accordance with the terms specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;
and (D) agree with  investors'  or the  trustee's  records as to the total  unpaid  principal  balance and number of mortgage loans serviced by the Servicer.

                  (B)      Amounts  due to  investors  are  allocated  and  remitted  in  accordance  with timeframes, distribution priority and other terms set forth in the transaction agreements.

                  (C)      Disbursements  made to an investor are posted  within two business  days to the
Servicer's investor records, or such other number of days specified in the transaction agreements.

                  (D)      Amounts  remitted to investors per the investor  reports  agree with  cancelled checks, or other form of payment, or custodial bank statements.

         (iv)     Mortgage Loan administration.

                  (A)      Collateral  or  security  on mortgage  loans is  maintained  as required by the transaction agreements or related mortgage loan documents.

                  (B)      Mortgage  loan  and  related  documents  are  safeguarded  as  required  by the transaction agreements.

                  (C)      Any additions,  removals or substitutions to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

                  (D)      Payments on mortgage loans,  including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's  obligor records  maintained no more than two business days after receipt,  or such other number of days specified in the  transaction  agreements,  and allocated to principal,  interest or other items (e.g.,  escrow) in accordance  with the related  mortgage loan documents.

                  (E)      The Servicer's  records  regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.

                  (F)      Changes  with  respect to the terms or status of an  obligor's  mortgage  loans
(e.g.,  loan  modifications  or  re-agings)  are made,  reviewed and approved by  authorized  personnel in accordance with the transaction agreements and related mortgage loan documents.

                  (G)      Loss mitigation or recovery  actions (e.g.,  forbearance  plans,  modifications and  deeds  in  lieu of  foreclosure,  foreclosures  and  repossessions,  as  applicable)  are  initiated, conducted  and concluded in  accordance  with the  timeframes  or other  requirements  established  by the transaction agreements.

                  (H)      Records  documenting  collection  efforts  are  maintained  during the period a mortgage loan is delinquent in accordance  with the  transaction  agreements.  Such records are maintained on at least a monthly basis, or such other period  specified in the transaction  agreements,  and describe the entity's  activities in monitoring  delinquent  mortgage loans  including,  for example,  phone calls, letters and payment  rescheduling  plans in cases where delinquency is deemed temporary (e.g.,  illness or unemployment).

                  (I)      Adjustments  to  interest  rates or rates of return  for  mortgage  loans  with variable rates are computed based on the related mortgage loan documents.

                  (J)      Regarding  any funds  held in trust for an obligor  (such as escrow  accounts):
(A) such funds are analyzed,  in accordance  with the obligor's  mortgage loan  documents,  on at least an annual basis,  or such other period  specified in the transaction  agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance with  applicable  mortgage loan documents and state laws;
and (C) such funds are returned to the obligor  within 30 calendar  days of full  repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

                  (K)      Payments made on behalf of an obligor  (such as tax or insurance  payments) are made on or before the related  penalty or  expiration  dates,  as  indicated on the  appropriate  bills or notices  for such  payments,  provided  that such  support has been  received by the  Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

                  (L)      Any late payment  penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's  funds and not charged to the obligor,  unless the late payment was due to the obligor's error or omission.

                  (M)      Disbursements  made on behalf of an obligor are posted within two business days to the  obligor's  records  maintained  by the  Servicer,  or such other  number of days  specified in the transaction agreements.

                  (N)      Delinquencies,  charge-offs  and  uncollectable  accounts  are  recognized  and recorded in accordance with the transaction agreements.

                  (O)      Any  external  enhancement  or other  support,  identified  in Item  1114(a)(1)
through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

         26.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit N:

                                                EXHIBIT N

                             SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit N is  provided  for  convenience  of  reference  only.  In the event of a conflict or inconsistency  between the terms of this Exhibit N and the text of  Regulation  AB, the text of Regulation
AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

         -Provide  static  pool  information  with  respect  to  mortgage  loans that were  originated  or purchased by the Company and which are of the same type as the Mortgage Loans.

         -Provide static pool information regarding  delinquencies,  cumulative losses and prepayments for prior securitized pools of the Company.

         -If the  Company  has less than 3 years  experience  securitizing  assets of the same type as the
Mortgage  Loans,  provide  the static  pool  information  by vintage  origination  years  regarding  loans originated or purchased by the Company,  instead of by prior securitized pool. A vintage  origination year represents mortgage loans originated during the same year.

         -Such static pool  information  shall be for the prior five years,  or for so long as the Company has been originating or purchasing (in the case of data by vintage  origination  year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

         -The static pool  information for each vintage  origination  year or prior  securitized  pool, as applicable,  shall be presented in monthly  increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

         -Provide summary  information for the original  characteristics of the prior securitized pools or vintage  origination years, as applicable and material,  including:  number of pool assets,  original pool balance,  weighted  average initial loan balance,  weighted  average  mortgage rate,  weighted average and minimum and maximum  FICO,  product  type,  loan  purpose,  weighted  average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

         Provide the following  information  with respect to each  servicer  that will service,  including interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the
Pass-Through Transfer:

         -a description of the Company's form of organization;

         -a description of how long the Company has been servicing  residential  mortgage loans; a general discussion  of the  Company's  experience  in  servicing  assets  of any  type as well as a more  detailed discussion of the  Company's  experience  in, and  procedures  for the servicing  function it will perform under this Agreement and any Reconstitution  Agreements;  information regarding the size,  composition and growth of the  Company's  portfolio  of  mortgage  loans of the type  similar  to the  Mortgage  Loans and information  on factors  related to the Company that may be material to any  analysis of the  servicing of the Mortgage Loans or the related asset-backed  securities,  as applicable,  including whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the Company,  whether any material  noncompliance with applicable  servicing criteria as to any other  securitization has been disclosed or reported by the Company,  and the extent of outsourcing the Company uses;

         -a description of any material  changes to the Company's  policies or procedures in the servicing function it will perform under this  Agreement and any  Reconstitution  Agreements  for mortgage  loans of the type similar to the Mortgage Loans during the past three years;

         -information  regarding the Company's  financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing  resulting  from such financial  condition  could have a material impact on the performance of the securities  issued in the  Pass-Through  Transfer,  or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

         -any  special or unique  factors  involved in  servicing  loans of the same type as the  Mortgage
Loans, and the Company's processes and procedures designed to address such factors;

         -statistical  information  regarding  principal and interest  advances made by the Company on the
Mortgage Loans and the Company's overall servicing portfolio for the past three years; and

         -the Company's process for handling delinquencies,  losses,  bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

         -Identify any originator or group of affiliated  originators that  originated,  or is expected to originate,  10% or more of the  mortgage  loans in any  loan  group in the  securitization  issued  in the
Pass-Through Transfer.

Item 1110(b)

         Provide  the  following  information  with  respect  to any  originator  or group  of  affiliated originators  that originated,  or is expected to originate,  20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

         -the Company's form of organization; and

         -a  description  of the Company's  origination  program and how long the Company has been engaged in originating  residential  mortgage loans,  which description must include a discussion of the Company's experience  in  originating  mortgage  loans  of the  same  type as the  Mortgage  Loans  and  information regarding the size and  composition of the Company's  origination  portfolio as well as  information  that may be  material  to an  analysis  of the  performance  of  the  Mortgage  Loans,  such  as the  Company's credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

         -describe  any legal  proceedings  pending  against the  Company or against any of its  property, including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

         -describe any  affiliations of the Company,  each other originator of the Mortgage Loans and each
Subservicer with the sponsor,  depositor,  issuing entity,  trustee,  any originator,  any other servicer, any  significant  obligor,  enhancement or support  provider or any other material  parties related to the
Pass-Through Transfer.

Item 1119(b)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding entered  into  outside of the  ordinary  course of business  or on terms  other than those  obtained in an arm's length transaction with an unrelated third party, apart from the Pass-Through Transfer,  between the
Company,  each  other  originator  of the  Mortgage  Loans  and  each  Subservicer,  or  their  respective affiliates,  and the sponsor,  depositor or issuing  entity or their  respective  affiliates,  that exists currently  or has  existed  during the past two years,  that may be material  to the  understanding  of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

         -describe  any  business  relationship,  agreement,  arrangement,  transaction  or  understanding involving or relating to the Mortgage  Loans or the  Pass-Through  Transfer,  including the material terms and approximate dollar amount involved,  between the Company,  each other originator of the Mortgage Loans and each  Subservicer,  or their  respective  affiliates  and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

         27.      The  Agreement  is  hereby  amended  effective  as of the  date  hereof  by  adding  the following new Exhibit O:

                                                EXHIBIT O

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The  assessment  of  compliance  to be delivered by [the  Company]  [Name of  Subservicer]  shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------------------- -----------------------
                                     Servicing Criteria                                        Applicable Servicing
                                                                                                     Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized                   X
                        access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        X
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      X
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               X
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer's investor records, or such other number of                X
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             X
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  X
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      X
                        accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer's records regarding the mortgage loans agree with the              X
                        Servicer's records with respect to an obligor's unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's                     X
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                X
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             X
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                X
                        accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 X
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 X
                        made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer,
                        or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      X
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        ---------------------------------------------------------------------

----------------------- --------------------------------------------------------------------- -----------------------

                                                     [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                                     Date:    _________________________

                                                     By:      _________________________
                                                     Name:
                                                     Title:

         28.      The Agreement is hereby amended as of the date hereof by adding the following new
Exhibit P:

                                                     EXHIBIT P

                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                           The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable.  Required documentation:

                  *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period

                     of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                  *  For escrow advances - complete payment history

                      (to calculate advances from last positive escrow balance forward)

                  *  Other expenses -  copies of corporate advance history showing all payments

                  *  REO repairs > $1500 require explanation

                  *  REO repairs >$3000 require evidence of at least 2 bids.

                  *  Short Sale or Charge Off require P&L supporting the decision and WFB's approved
                  Officer Certificate

                  *  Unusual or extraordinary items may require further documentation.

         13.      The total of lines 1 through 12.

         Credits:

         14-21.   Complete as applicable.  Required documentation:

                  * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and
                  Escrow Agent / Attorney

                     Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov't guarantee

                  *  All other credits need to be clearly defined on the 332 form

         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The  total  derived  from  subtracting  line 22 from  13.  If the  amount  represents  a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If "Yes", provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                 $ _______________ (1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                               ________________(10)
         (11) FC Costs/Other Legal Expenses                                      ________________(11)
         (12) Other (itemize)                                                    ________________(12)
                  Cash for Keys__________________________                        ________________(12)
                  HOA/Condo Fees_______________________                          ________________(12)
                  ______________________________________                         ________________(12)

                  Total Expenses                                                $_______________ (13)
         Credits:
         (14) Escrow Balance                                                    $_______________ (14)
         (15) HIP Refund                                                        ________________ (15)
         (16) Rental Receipts                                                   ________________ (16)
         (17) Hazard Loss Proceeds                                              ________________ (17)
         (18) Primary Mortgage Insurance / Gov't Insurance                      ________________ (18a)
         HUD Part A

         ________________           (18b) HUD Part B
         (19) Pool Insurance Proceeds                                           ________________ (19)
         (20) Proceeds from Sale of Acquired Property                           ________________ (20)
         (21) Other (itemize)                                                   ________________ (21)
              _________________________________________                         ________________ (21)

              Total Credits                                                     $________________(22)
         Total Realized Loss (or Amount of Gain)                                $________________(23)

Escrow Disbursement Detail

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

         29.      The Agreement is hereby amended as of the date hereof by adding the following new
Exhibit Q:

                                                     EXHIBIT Q

                                         Delinquency Recognition Policies
                            [To be provided by EMC and mutually agreed by the parties]

         30.      Except as amended  above,  the Agreement  shall  continue to be in full force and effect in accordance with its terms.

         31.      This  Amendment  may be executed  by one or more of the parties  hereto on any number of separate  counterparts and of said  counterparts  taken together shall be deemed to constitute one and the same instrument.

                                         [SIGNATURE PAGES FOLLOW]

         IN WITNESS  WHEREOF,  the following  parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                                                              EMC MORTGAGE CORPORATION,
                                                                       as Purchaser

                                                              By:________________________________________
                                                              Name:
                                                              Title:

                                                              MID AMERICA BANK, FSB,
                                                                       as Company

                                                              By:_________________________________________
                                                              Name:
                                                              Title:

                                                                                               EXHIBIT H-7

                                         EMC MORTGAGE CORPORATION

                                                Purchaser

                                                   and

                                          WELLS FARGO BANK, N.A.

                                                 Company

                           ___________________________________________________________________

                                       AMENDED AND RESTATED MASTER
                               SELLER'S WARRANTIES AND SERVICING AGREEMENT

                                       Dated as of November 1, 2005

                          ___________________________________________________________________

                              Fixed Rate and Adjustable Rate Mortgage Loans

ARTICLE I           DEFINITIONS...................................................................................1
ARTICLE II          CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL

                                                 EXHIBITS

                           Exhibit A                          Form of Assignment and Conveyance
                                                              Agreement
                           Exhibit B                          Custodial Agreement
                           Exhibit C                          Contents of Each Retained Mortgage File,
                                                              Servicing File and Custodial Mortgage File
                           Exhibit D                          Servicing Criteria
                           Exhibit E                          Form of Sarbanes Certification
                           Exhibit F                          Form of Sarbanes-Oxley Back-Up
                                                              Certification
                           Exhibit G                          Form of Assignment, Assumption and
                                                              Recognition Agreement
                           Exhibit H                          Electronic Data File

         This  is an  Amended  and  Restated  Master  Seller's  Warranties  and  Servicing  Agreement  for
residential  first mortgage  loans,  dated and effective as of November 1, 2005,  and is executed  between
EMC Mortgage  Corporation,  as purchaser  (the  "Purchaser"),  and Wells Fargo Bank,  N.A.,  as seller and servicer (the "Company").

                                           W I T N E S S E T H

         WHEREAS,  the  Purchaser  has agreed to  purchase  from the Company and the Company has agreed to sell to the Purchaser from time to time (each a "Transaction")  certain  residential  Mortgage Loans which shall be delivered  as whole loans (each a "Loan  Package")  on various  dates (each a "Closing  Date") as provided  for in certain  Assignment  and  Conveyance  Agreements  by and  between the  Purchaser  and the
Company as executed from time to time; and

         WHEREAS,  each of the Mortgage  Loans is secured by a mortgage,  deed of trust or other  security instrument  creating a first lien on a residential  dwelling located in the jurisdiction  indicated on the related Mortgage Loan Schedule; and

         WHEREAS,  the  Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage
Loans and the conveyance, servicing and control of the Mortgage Loans.

         NOW,  THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable consideration,  the receipt and adequacy of which is hereby acknowledged,  the Purchaser and the Company agree as follows:

                                                ARTICLE I

                                               DEFINITIONS

         Whenever used herein,  the following words and phrases,  unless the content  otherwise  requires, shall have the following meanings:

         Accepted  Servicing  Practices:  With  respect to any Mortgage  Loan,  those  mortgage  servicing practices of prudent mortgage lending  institutions  which service mortgage loans of the same type as such
Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

         Adjustment  Date:  As to each  adjustable  rate  Mortgage  Loan,  the date on which the  Mortgage
Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

         Agency/Agencies:  Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

         Agency  Transfer:  Any sale or transfer of some or all of the Mortgage  Loans by the Purchaser to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.

         Agreement:  This Amended and Restated  Master  Seller's  Warranties  and Servicing  Agreement and
all amendments hereof and supplements hereto.

         ALTA:  The American Land Title Association or any successor thereto.

         Appraised  Value:  With  respect to any Mortgage  Loan,  the lesser of (i) the value set forth on the appraisal made in connection  with the  origination  of the related  Mortgage Loan as the value of the related  Mortgaged  Property,  or (ii) the  purchase  price  paid for the  Mortgaged  Property,  provided, however,  in the case of a refinanced  Mortgage  Loan,  such value shall be based solely on the  appraisal made in connection with the origination of such Mortgage Loan.

         Assignment and Conveyance Agreement:        With  respect  to  each  Transaction,  the  agreement
between the  Purchaser and the Company  conveying to the  Purchaser  all the right,  title and interest of the Company in and to the related Mortgage Loans listed on the related  Mortgage Loan Schedule,  a form of which is attached hereto as Exhibit A.

         Assignment  of  Mortgage:  An  assignment  of the  Mortgage,  notice of  transfer  or  equivalent instrument  in  recordable  form,  sufficient  under  the laws of the  jurisdiction  wherein  the  related
Mortgaged  Property is located to reflect  the sale of the  Mortgage  to the  Purchaser  or if the related
Mortgage has been  recorded in the name of MERS or its  designee,  such actions as are  necessary to cause the  Purchaser  to be shown as the owner of the related  Mortgage  on the records of MERS for  purposes of the system of recording  transfers of  beneficial  ownership of mortgages  maintained  by MERS,  including assignment  of the MIN Number which will appear  either on the Mortgage or the  Assignment  of Mortgage to
MERS.

         Assignment  of  Mortgage  Note and Pledge  Agreement:  With  respect to a  Cooperative  Loan,  an assignment of the Mortgage Note and Pledge Agreement.

         Assignment  of  Proprietary  Lease:  With respect to a  Cooperative  Loan,  an  assignment of the
Proprietary  Lease  sufficient  under  the  laws  of the  jurisdiction  wherein  the  related  Cooperative
Apartment is located to effect the assignment of such Proprietary Lease.

         Business  Day:  Any day other than (i) a Saturday or Sunday,  or (ii) a day on which  banking and savings and loan  institutions  in the states where the parties are located or are authorized or obligated by law or executive order to be closed.

         Buydown  Agreement:  An agreement between the Company and a Mortgagor,  or an agreement among the
Company,  a  Mortgagor  and a seller of a Mortgaged  Property or a third party with  respect to a Mortgage
Loan which provides for the application of Buydown Funds.

         Buydown Funds:  In respect of any Buydown  Mortgage  Loan,  any amount  contributed by the seller of a Mortgaged  Property  subject to a Buydown  Mortgage Loan, the buyer of such property,  the Company or any other source,  plus interest earned  thereon,  in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan.

         Buydown  Mortgage Loan: Any Mortgage Loan in respect of which,  pursuant to a Buydown  Agreement,
(i) the  Mortgagor  pays  less  than  the full  Monthly  Payments  specified  in the  Mortgage  Note for a specified period,  and (ii) the difference  between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

         Buydown  Period:  The  period of time when a Buydown  Agreement  is in effect  with  respect to a related Buydown Mortgage Loan.

         Closing  Date:  The date or dates,  set forth in the  related  Commitment  Letter,  on which from time to time the  Purchaser  shall  purchase and the Company  shall sell the Mortgage  Loans listed on the related Mortgage Loan Schedule for each Transaction.

         Code:  The  Internal  Revenue  Code  of  1986,  as it may be  amended  from  time  to time or any successor  statute thereto,  and applicable U.S.  Department of the Treasury  regulations  issued pursuant thereto.

         Commission:  The United States Securities and Exchange Commission.

         Commitment  Letter:  The commitment  letter  executed in relation to each  Transaction  that sets forth, among other things, the Purchase Price for the related Mortgage Loans.

         Company:  Wells Fargo Bank,  N.A., or its  successor in interest or assigns,  or any successor to the Company under this Agreement appointed as herein provided.

         Company Information:  As defined in Section 9.01(f)(i)(A).

         Condemnation  Proceeds:  All awards or  settlements in respect of a Mortgaged  Property,  whether permanent or temporary,  partial or entire,  by exercise of the power of eminent  domain or  condemnation, to the extent not  required  to be released to a  Mortgagor  in  accordance  with the terms of the related
Mortgage Loan Documents.

         Cooperative:  The entity that holds title (fee or an acceptable  leasehold  estate) to all of the real  property that the Project  comprises,  including the land,  separate  dwelling  units and all common areas.

         Cooperative Apartment:  The specific dwelling unit relating to a Cooperative Loan.

         Cooperative  Lien  Search:  A search for (a) federal tax liens,  mechanics'  liens,  lis pendens, judgments  of record  or  otherwise  against  (i) the  Cooperative,  (ii) the  seller  of the  Cooperative
Apartment and (iii) the Company if the  Cooperative  Loan is a refinanced  Mortgage  Loan,  (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

         Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

         Cooperative Shares:  The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

         Covered Loan:  A Mortgage Loan categorized as "Covered" pursuant to the Standard & Poor's
Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

         Custodial  Account:  The separate account or accounts created and maintained  pursuant to Section
4.04.

         Custodial  Agreement:  The  agreement  governing  the retention of the originals of each Mortgage
Note,  Mortgage,  Assignment  of Mortgage and other  Mortgage Loan  Documents,  a form of which is annexed hereto as Exhibit B.

         Custodial  Mortgage  File:  The items referred to as items (1), (2), (4), (5) and (10) in Exhibit
C annexed  hereto to be  delivered  by the  Company to the  Custodian  on the  related  Closing  Date with respect  to a  particular  Mortgage  Loan,  and any  additional  documents  required  to be  added  to the
Custodial Mortgage File and delivered to the custodian pursuant to this Agreement.

         Custodian:  The  custodian  under the  Custodial  Agreement,  or its  successor  in  interest  or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

         Cut-off Date: With respect to each  Transaction,  the first day of the month in which the related
Closing Date occurs.

         Deleted  Mortgage Loan: A Mortgage Loan which is  repurchased  by the Company in accordance  with the terms of this  Agreement  and  which  is, in the case of a  substitution  pursuant  to  Section  3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         Depositor:  The  depositor,  as such term is  defined  in  Regulation  AB,  with  respect  to any
Securitization Transaction.

         Determination Date: The Business Day immediately preceding the related Remittance Date.

         Due Date:  The first day of the month on which the  Monthly  Payment is due on a  Mortgage  Loan, exclusive of any days of grace.

         Due Period:  With respect to each  Remittance  Date,  the period  commencing on the second day of the month  preceding  the  month of the  Remittance  Date and  ending in the first day of the month of the
Remittance Date.

         Electronic  Data File:  The final  electronic  file of the  Mortgage  Loans,  in relation to each
Transaction, provided by Company to the Purchaser on or before the related Closing Date.

         Errors  and  Omissions  Insurance  Policy:  An  errors  and  omissions  insurance  policy  to  be maintained by the Company pursuant to Section 4.12.

         Escrow  Account:  The separate  account or accounts  created and  maintained  pursuant to Section
4.06.

         Escrow  Payments:  With respect to any Mortgage  Loan,  the amounts  constituting  ground  rents, taxes,  assessments,  water rates, sewer rents, municipal charges,  mortgage insurance premiums,  fire and hazard insurance  premiums,  condominium  charges,  and any other payments  required to be escrowed by the
Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

         Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Fannie Mae:  The Federal National Mortgage Association or any successor thereto.

         FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

         Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         Freddie Mac:  The Federal Home Loan Mortgage Corporation or any successor thereto.

         Gross Margin:  With respect to each  adjustable rate Mortgage Loan, the fixed  percentage  amount set forth in the  related  Mortgage  Note which is added to the Index in order to  determine  the  related
Interest Rate, as set forth in the Mortgage Loan Schedule.

         High Cost Loan:  A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," "high risk home,"
"predatory" or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as "High Cost" pursuant to the Standard & Poor's Glossary for File Format for LEVELS®
Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

         Home  Loan:  A  Mortgage  Loan  categorized  as "Home  Loan"  pursuant  to the  Standard & Poor's
Glossary for File Format for LEVELS®  Version 5.6,  Appendix E, as revised from time to time and in effect on each related Closing Date.

         Incremental  Interest:  As to any Incremental  Rate Mortgage Loan, the amount of interest accrued on such Mortgage Loan attributable to the Incremental Rate;  provided,  however,  that with respect to any payment of  interest  received  in  respect of such a Mortgage  Loan  (whether  paid by the  Mortgagor  or received as  Liquidation  Proceeds or  otherwise)  which is less than the full amount of interest then due with respect to such  Mortgage  Loan,  only that  portion of such payment of interest  that bears the same relationship to the total amount of such payment of interest as the  Incremental  Rate, if any, in respect of such Mortgage Loan bears to the Mortgage  Interest Rate shall be allocated to the Incremental  Interest with respect thereto.

         Incremental  Rate: For an  Incremental  Rate Mortgage Loan, the per annum increase to the initial
Mortgage  Interest  Rate set forth in the addendum to the related  Mortgage  Note,  which  increase  takes effect  upon the  occurrence  of  certain  specified  conditions  prior to the first  Adjustment  Date and remains in effect until the first Adjustment Date.

         Incremental  Rate  Mortgage  Loan: A Mortgage  Loan for which the related  Mortgage Note includes an addendum  that allows for an increase to the initial  Mortgage  Interest  Rate upon the  occurrence  of certain specified conditions.

         Index:  With respect to any adjustable  rate Mortgage Loan, the index  identified on the Mortgage
Loan  Schedule  and set forth in the related  Mortgage  Note for the purpose of  calculating  the interest thereon.

         Insurance  Proceeds:  With  respect  to  each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

         Interest  Only  Mortgage  Loan: A Mortgage  Loan for which an  interest-only  payment  feature is allowed during the interest-only period set forth in the related Mortgage Note.

         Lender Paid  Mortgage  Insurance  Policy or LPMI Policy:  A PMI Policy for which the Company pays all premiums from its own funds, without reimbursement therefor.

         Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage
Loan,  whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise,  or the sale of the  related  Mortgaged  Property  if the  Mortgaged  Property  is  acquired in satisfaction of the Mortgage Loan.

         Loan-to-Value  Ratio or LTV:  With respect to any Mortgage  Loan,  the ratio of the original loan amount of the Mortgage Loan at its  origination  (unless  otherwise  indicated) to the Appraised  Value of the Mortgaged Property.

         MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System

         MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

         MIN:  Mortgage Identification Number used to identify mortgage loans registered under MERS.

         Monthly  Advance:  The portion of each Monthly  Payment that is  delinquent  with respect to each
Mortgage Loan at the close of business on the Determination  Date,  required to be advanced by the Company pursuant to Section 5.03 on the Business Day  immediately  preceding  the  Remittance  Date of the related month.

         Monthly  Payment:  The scheduled  monthly payment of principal and interest on a Mortgage Loan or in the case of an Interest Only Mortgage Loan,  payments of (i) interest,  or (ii) principal and interest, if applicable, on a Mortgage Loan.

         Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a Mortgage  Note,  which creates a first lien on an  unsubordinated  estate in fee simple in real  property  securing  the Mortgage
Note or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

         Mortgage  Impairment  Insurance Policy: A mortgage  impairment or blanket hazard insurance policy as described in Section 4.11.

         Mortgage  Interest  Rate:  The annual rate of  interest  borne on a Mortgage  Note in  accordance with the provisions of the Mortgage Note.

         Mortgage  Loan:  An  individual  mortgage  loan  which is the  subject  of this  Agreement,  each
Mortgage  Loan  originally  sold and subject to this  Agreement  being  identified  on the  Mortgage  Loan
Schedule,  which  Mortgage Loan includes  without  limitation  the Retained  Mortgage  File, the Custodial
Mortgage File, the Monthly Payments, Principal Prepayments,  Liquidation Proceeds,  Condemnation Proceeds,
Insurance  Proceeds,  REO Disposition  Proceeds and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan.

         Mortgage Loan  Documents:  With respect to a Mortgage  Loan, the original  related  Mortgage Note with applicable  addenda and riders,  the original  related  Security  Instrument and the originals of any required  addenda and riders,  the  original  related  Assignment  and any  original  intervening  related
Assignments, the original related title insurance policy and evidence of the related PMI Policy, if any.

         Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the  Purchaser,  which shall be equal to the Mortgage  Interest  Rate minus the  Servicing Fee
Rate.

         Mortgage Loan Schedule:  With respect to each  Transaction,  a schedule of Mortgage Loans,  which shall be attached  to the  related  Assignment  and  Conveyance  Agreement,  setting  forth the  following information  with respect to each  Mortgage  Loan:  (1) the Company's  Mortgage Loan number;  (2) the city state and zip code of the Mortgaged  Property;  (3) a code indicating  whether the Mortgaged Property is a
single  family  residence,  two-family  residence,   three-family  residence,   four-family  residence,  a
Cooperative  Loan,  planned unit development or condominium;  (4) the current Mortgage  Interest Rate; (5)
the current net Mortgage  Interest Rate; (6) the current Monthly  Payment;  (7) the Gross Margin;  (8) the original term to maturity;  (9) the scheduled  maturity date;  (10) the principal  balance of the Mortgage
Loan as of the  related  Cut-off  Date after  deduction  of  payments  of  principal  due on or before the related Cut-off Date whether or not collected;  (11) the  Loan-to-Value;  (12) the next  Adjustment  Date;
(13) the lifetime  Mortgage  Interest Rate cap; (14) whether the Mortgage Loan is convertible or not; (15)
a code indicating the mortgage guaranty  insurance  company;  (16) a code indicating  whether the Mortgage
Loan contains  pledged  assets;  (17) a code  indicating  whether the Mortgage Loan has balloon  payments;
(18) a code  indicating  whether  the  Mortgage  Loan is an Interest  Only  Mortgage  Loan;  (16) a field indicating whether the Mortgage Loan is a Home Loan; and (17) the Servicing Fee.

         Mortgage  Note:  The note or other  evidence  of the  indebtedness  of a  Mortgagor  secured by a
Mortgage.

         Mortgaged  Property:  The real property  securing  repayment of the debt  evidenced by a Mortgage
Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

         Mortgagor:  The obligor on a Mortgage Note.

         Officer's  Certificate:  A  certificate  signed by the Chairman of the Board or the Vice Chairman of the Board or the  President or a Vice  President or an Assistant  Vice  President  and certified by the
Treasurer or the Secretary or one of the Assistant  Treasurers  or Assistant  Secretaries  of the Company,
and delivered to the Purchaser as required by this Agreement.

         Opinion of  Counsel:  A written  opinion  of  counsel,  who may be an  employee  of the  Company, reasonably acceptable to the Purchaser.

         Periodic  Interest Rate Cap: As to each  adjustable  rate Mortgage Loan, the maximum  increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

         Person:  Any individual,  corporation,  partnership,  limited liability  company,  joint venture, association,  joint-stock  company,  trust,  unincorporated  organization,  government  or any  agency  or political subdivision thereof.

         Pledge  Agreement:  With respect to a Cooperative Loan, the specific  agreement  creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

         Pledge  Instruments:  With respect to a Cooperative  Loan, the Stock Power, the Assignment of the
Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

         PMI Policy:  A policy of primary  mortgage  guaranty  insurance  evidenced by an electronic  form and  certificate  number  issued by a Qualified  Insurer,  as required by this  Agreement  with respect to certain Mortgage Loans.

         Prime Rate:  The prime rate  announced  to be in effect from time to time,  as  published  as the average rate in The Wall Street Journal.

         Principal  Prepayment:  Any payment or other  recovery of principal  on a Mortgage  Loan which is received in advance of its scheduled Due Date,  including any  prepayment  penalty or premium  thereon and which is not  accompanied  by an amount of interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal  Prepayment  Period:  The month  preceding  the month in which the  related  Remittance
Date occurs.

         Project:   With  respect  to  a  Cooperative  Loan,  all  real  property  owned  by  the  related
Cooperative including the land, separate dwelling units and all common areas.

         Proprietary  Lease:  With  respect to a  Cooperative  Loan,  a lease on a  Cooperative  Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

         Purchaser:  EMC  Mortgage  Corporation,  or its  successor  in interest or any  successor  to the
Purchaser under this Agreement as herein provided.

         Purchase  Price:  The  purchase  price for each Loan  Package  shall be as stated in the  related
Commitment Letter.

         Qualified  Correspondent:  Any Person from which the Company purchased  Mortgage Loans,  provided that the following  conditions  are  satisfied:  (i) such Mortgage  Loans were  originated  pursuant to an agreement  between  the  Company and such Person  that  contemplated  that such  person  would  underwrite mortgage  loans from time to time, for sale to the Company,  in accordance  with  underwriting  guidelines designated by the Company  ("Designated  Guidelines")  or guidelines that do not vary materially from such
Designated  Guidelines;  (ii) such  Mortgage  Loans were in fact  underwritten  as described in clause (i)
above  and were  acquired  by the  Company  within  180  days  after  origination;  (iii)  either  (x) the
Designated  Guidelines  were,  at the time such  Mortgage  Loans were  originated,  used by the Company in origination  of mortgage  loans of the same type as the Mortgage  Loans for the  Company's  own account or
(y) the Designated  Guidelines were, at the time such Mortgage Loans were underwritten,  designated by the
Company on a  consistent  basis for use by lenders in  originating  mortgage  loans to be purchased by the
Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company, pre-purchased or  post-purchased  quality  assurance  procedures  (which may involve,  among other things, review of a sample or mortgage  loans  purchased  during a  particular  time period or through  particular channels)  designed to ensure that Persons from which it purchased  mortgage  loans  properly  applied the underwriting criteria designated by the Company.

         Qualified  Depository:  A  deposit  account  or  accounts  maintained  with a  federal  or  state chartered  depository  institution the deposits in which are insured by the FDIC to the applicable  limits and the short-term  unsecured debt obligations of which (or, in the case of a depository  institution that is a subsidiary of a holding company,  the short-term  unsecured debt obligations of such holding company)
are rated A-1 by Standard & Poor's  Ratings  Group or Prime-1 by Moody's  Investors  Service,  Inc.  (or a
comparable  rating if another  rating  agency is  specified  by the  Purchaser  by  written  notice to the
Company) at the time any deposits are held on deposit therein.

         Qualified  Insurer:  A mortgage  guaranty  insurance  company duly  authorized and licensed where required by law to transact  mortgage  guaranty  insurance  business  and approved as an insurer by Fannie
Mae or Freddie Mac.

         Qualified  Substitute  Mortgage  Loan: A mortgage loan eligible to be  substituted by the Company for a  Deleted  Mortgage  Loan  which  must,  on the date of such  substitution,  (i) have an  outstanding principal  balance,  after deduction of all scheduled payments due in the month of substitution (or in the case of a  substitution  of more  than one  mortgage  loan  for a  Deleted  Mortgage  Loan,  an  aggregate principal  balance),  not in excess of the Stated  Principal  Balance of the Deleted  Mortgage Loan;  (ii)
have a Mortgage  Loan  Remittance  Rate not less than and not more than two percent  (2%) greater than the
Mortgage Loan  Remittance Rate of the Deleted  Mortgage Loan;  (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted  Mortgage Loan;  (iv) be of the same type as the  Deleted  Mortgage  Loan and (v) comply with each  representation  and  warranty  set forth in
Sections 3.01 and 3.02.

         Rating   Agency/Agencies:   Any  nationally   recognized   statistical   Rating  Agency,  or  its
successors,  including  Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Moody's  Investors
Service, Inc. and Fitch Ratings.

         Recognition  Agreement:  An  agreement  whereby a  Cooperative  and a lender  with  respect  to a
Cooperative  Loan (i) acknowledge  that such lender may make, or intends to make, such  Cooperative  Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

         Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

         Reconstitution  Agreement:  The  agreement  or  agreements  entered  into by the  Company and the
Purchaser and/or certain third parties on the  Reconstitution  Date or Dates with respect to any or all of the  Mortgage  Loans  serviced  hereunder,  in  connection  with a Whole Loan  Transfer or  Securitization
Transaction.

         Reconstitution  Date:  The date on which any or all of the  Mortgage  Loans  serviced  under this
Agreement may be removed from this Agreement and  reconstituted as part of a  Securitization  Transaction,
Agency  Transfer or Whole Loan Transfer  pursuant to Section 9.01 hereof.  The  Reconstitution  Date shall be such date as the Purchaser shall designate.

         Regulation AB:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R.
§§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

         REMIC:  A "real estate  mortgage  investment  conduit"  within the meaning of Section 860D of the
Code.

         REMIC  Provisions:  Provisions  of the federal  income tax law relating to a REMIC,  which appear at  Section  860A  through  860G of  Subchapter  M of  Chapter  1,  Subtitle  A of the Code,  and  related provisions,  regulations,  rulings or pronouncements  promulgated  thereunder,  as the foregoing may be in effect from time to time.

         Remittance  Date:  The 18th day (or if such 18th day is not a Business  Day,  the first  Business
Day immediately following) of any month.

         REO Disposition:  The final sale by the Company of any REO Property.

         REO Disposition  Proceeds:  All amounts  received with respect to an REO Disposition  pursuant to
Section 4.16.

         REO Property:  A Mortgaged  Property  acquired by the Company on behalf of the Purchaser  through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

         Repurchase  Price:  Unless agreed  otherwise by the  Purchaser and the Company,  a price equal to
(i) the  Stated  Principal  Balance of the  Mortgage  Loan plus (ii)  interest  on such  Stated  Principal
Balance  at the  Mortgage  Loan  Remittance  Rate from the date on which  interest  has last been paid and distributed  to the  Purchaser  through the last day of the month in which such  repurchase  takes  place, less amounts  received or advanced in respect of such  repurchased  Mortgage  Loan which are being held in the Custodial Account for distribution in the month of repurchase.

         Retained  Mortgage  File:  The items referred to as items (3), (6), (7), (8) and (9) in Exhibit C annexed  hereto with  respect to a particular  Mortgage  Loan that are not required to be delivered to the
Custodian  pursuant to this Agreement,  and any additional  documents required to be added to the Retained
Mortgage File pursuant to this Agreement.

         Securities Act:  The Securities Act of 1933, as amended.

         Securitization  Transaction:  Any  transaction  involving  either (a) a sale or other transfer of some or all of the Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (b) an issuance of publicly offered or privately placed,  rated or unrated securities,  the payments on which are determined primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

         Servicer:  As defined in Section 9.01(e)(iii).

         Servicing  Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses other than Monthly  Advances  (including  reasonable  attorney's fees and  disbursements)  incurred in the performance by the Company of its servicing  obligations,  including,  but not limited to, the cost of (a)
the preservation,  restoration and protection of the Mortgaged  Property,  (b) any enforcement or judicial proceedings,  including  foreclosures,  (c) the  management  and  liquidation  of any REO Property and (d)
compliance  with the obligations  under Section 4.08 and 4.10 (excluding the Company's  obligations to pay the premiums on LPMI Policies).

         Servicing  Criteria:  The  "servicing  criteria" set forth in Item 1122(d) of  Regulation  AB, as such may be amended from time to time.

         Servicing  Fee:  With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of (a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.
Such fee  shall be  payable  monthly,  computed  on the  basis of the same  principal  amount  and  period respecting  which any related  interest  payment on a Mortgage  Loan is received.  The  obligation  of the
Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the interest portion (including  recoveries with respect to interest from Liquidation  Proceeds, to the extent permitted by Section  4.05) of such Monthly  Payment  collected by the Company,  or as otherwise  provided under Section 4.05.

         Servicing  Fee  Rate:  The per  annum  percentage  for  each  Mortgage  Loan,  as  stated  in the
Commitment Letter.

         Servicing  File:  With  respect  to  each  Mortgage  Loan,  the  file  retained  by  the  Company consisting  of originals of all  documents in the Retained  Mortgage  File which are not  delivered to the
Custodian and copies of the Mortgage  Loan  Documents  listed in the Custodial  Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

         Servicing   Officer:   Any  officer  of  the  Company   involved  in  or   responsible   for  the
administration  and  servicing  of the Mortgage  Loans whose name appears on a list of servicing  officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

         Stated  Principal  Balance:  As to each Mortgage Loan, (i) the principal  balance of the Mortgage
Loan at the related  Cut-off  Date after  giving  effect to payments  of  principal  due on or before such date,  whether or not  received,  minus (ii) all amounts  previously  distributed  to the  Purchaser  with respect to the related  Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

         Static  Pool  Information:  Static pool  information  as  described  in Item  1105(a)(1)-(3)  and
1105(c) of Regulation AB.

         Stock  Certificate:  With respect to a Cooperative  Loan, a certificate  evidencing  ownership of the Cooperative Shares issued by the Cooperative.

         Stock Power:  With respect to a Cooperative  Loan, an assignment of the Stock  Certificate  or an assignment of the Cooperative Shares issued by the Cooperative.

         Subcontractor:  Any  vendor,  subcontractor  or  other  Person  that is not  responsible  for the overall  servicing  (as  "servicing"  is  commonly  understood  by  participants  in  the  mortgage-backed securities  market) of Mortgage  Loans but  performs one or more  discrete  functions  identified  in Item
1122(d) of  Regulation  AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

         Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or  any
Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through  Subservicers  or
Subcontractors) of a substantial  portion of the material servicing  functions required to be performed by the Company under this  Agreement or any  Reconstitution  Agreement that are identified in Item 1122(d) of
Regulation AB.

         Subsidy Account:  An account maintained by the Company specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

         Subsidy Funds:  With respect to any Subsidy Loans, funds contributed by the employer of a
Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

         Subsidy Loan:  Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.  Each Subsidy Loan will be identified as such in the related Electronic Data File.

         Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated
Mortgage Loans acquired by the Company.

         Time$aver®  Mortgage  Loan:  A Mortgage  Loan  which has been  refinanced  pursuant  to a Company
program  that  allows  a  rate/term   refinance  of  an  existing   Company  serviced  loan  with  minimal
documentation.

         Whole  Loan  Transfer:  Any  sale  or  transfer  of  some  or all of the  Mortgage  Loans  by the
Purchaser  to a third  party,  which  sale or  transfer  is not a  Securitization  Transaction  or  Agency
Transfer.

                                                ARTICLE II

   CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                          DELIVERY OF DOCUMENTS

Section 2.01      Conveyance of Mortgage Loans; Possession of Custodial Mortgage Files;
                  Maintenance of Retained Mortgage Files and Servicing Files.

         Pursuant to an Assignment and  Conveyance  Agreement,  on the related  Closing Date, the Company, simultaneously  with the payment of the Purchase  Price by the  Purchaser,  shall thereby sell,  transfer, assign,  set over and  convey  to the  Purchaser,  without  recourse,  but  subject  to the  terms of this
Agreement and the related  Assignment and Conveyance  Agreement,  all the right, title and interest of the
Company in and to the Mortgage  Loans listed on the  respective  Mortgage  Loan  Schedule  annexed to such
Assignment  and Conveyance  Agreement,  together with the Retained  Mortgage Files and Custodial  Mortgage
Files and all rights and obligations  arising under the documents  contained therein.  Pursuant to Section
2.03,  the Company  shall  deliver the Custodial  Mortgage  File for each  Mortgage  Loan  comprising  the related Loan Package to the Custodian.

         The contents of each  Retained  Mortgage  File not  delivered to the  Custodian  are and shall be held in trust by the Company for the benefit of the  Purchaser  as the owner  thereof.  The Company  shall maintain a Servicing  File  consisting of a copy of the contents of each  Custodial  Mortgage File and the originals  of  the  documents  in  each  Retained  Mortgage  File  not  delivered  to the  Custodian.  The possession  of each  Retained  Mortgage  File  and  Servicing  File by the  Company  is at the will of the
Purchaser for the sole purpose of servicing the related  Mortgage  Loan, and such retention and possession by the Company is in a custodial  capacity  only.  Upon the sale of the  Mortgage  Loans the  ownership of each Mortgage  Note,  the related  Mortgage and the related  Custodial  Mortgage  File and Servicing  File shall vest  immediately in the  Purchaser,  and the ownership of all records and documents with respect to the  related  Mortgage  Loan  prepared  by or which come into the  possession  of the  Company  shall vest immediately  in the Purchaser and shall be retained and maintained by the Company,  in trust,  at the will of the  Purchaser  and only in such  custodial  capacity.  The  Company  shall  release its custody of the contents of any Servicing File only in accordance  with written  instructions  from the Purchaser,  unless such  release is  required  as  incidental  to the  Company's  servicing  of the  Mortgage  Loans or is in connection  with a  repurchase  of any  Mortgage  Loan  pursuant to Section  3.03 or 6.02.  All such costs associated with the release,  transfer and re-delivery to the Company shall be the  responsibility  of the
Purchaser other than any related recording costs (especially in instances of breach).

         In addition,  in connection  with the  assignment of any MERS Mortgage  Loan,  the Company agrees that it will  cause,  the MERS®  System to indicate  that such  Mortgage  Loans have been  assigned by the
Company to the Purchaser in  accordance  with this  Agreement by including  (or  deleting,  in the case of
Mortgage  Loans which are  repurchased  in accordance  with this  Agreement)  in such  computer  files the information  required by the MERS® System to identify the Purchaser as  beneficial  owner of such Mortgage
Loans.

Section 2.02      Books and Records; Transfers of Mortgage Loans.

         From and after the sale of the  Mortgage  Loans to the  Purchaser  in the related Loan Package on each Closing Date, all rights  arising out of such Mortgage  Loans  including but not limited to all funds received on or in  connection  with such  Mortgage  Loans,  shall be  received  and held by the Company in trust for the benefit of the  Purchaser  as owner of such  Mortgage  Loans,  and the Company  shall retain record  title to the  related  Mortgages  for the sole  purpose  of  facilitating  the  servicing  and the supervision of the servicing of such Mortgage Loans.

         The sale of each  Mortgage  Loan shall be  reflected  on the  Company's  balance  sheet and other financial  statements  as a sale  of  assets  by  the  Company.  The  Company  shall  be  responsible  for maintaining,  and shall  maintain,  a complete set of books and records for each Mortgage Loan which shall be marked  clearly to reflect the ownership of each Mortgage Loan by the  Purchaser.  In  particular,  the
Company shall maintain in its  possession,  available for  inspection by the  Purchaser,  or its designee, and shall deliver to the Purchaser upon demand,  evidence of compliance with all federal,  state and local laws, rules and regulations,  and requirements of Fannie Mae or Freddie Mac,  including but not limited to documentation  as to the method used in  determining  the  applicability  of the  provisions  of the Flood
Disaster  Protection  Act of  1973,  as  amended,  to the  Mortgaged  Property,  documentation  evidencing insurance  coverage and eligibility of any  condominium  project for approval by Fannie Mae or Freddie Mac and records of periodic  inspections  as required by Section 4.13.  To the extent that original  documents are not required for purposes of  realization  of Liquidation  Proceeds or Insurance  Proceeds,  documents maintained by the Company may be in the form of microfilm or microfiche  or such other  reliable  means of recreating  original  documents,  including but not limited to, optical imagery  techniques so long as the
Company  complies with the  requirements  of the Fannie Mae Selling and Servicing  Guide,  as amended from time to time.

         The Company  shall  maintain  with respect to each  Mortgage  Loan and shall make  available  for inspection  by any  Purchaser  or its designee the related  Servicing  File during the time the  Purchaser retains  ownership  of  such  Mortgage  Loan  and  thereafter  in  accordance  with  applicable  laws  and regulations.

         The  Company  shall keep at its  servicing  office  books and  records in which,  subject to such reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers of Mortgage  Loans.  No transfer of a Mortgage  Loan may be made unless such  transfer  is in  compliance  with the terms  hereof.
For the  purposes of this  Agreement,  the Company  shall be under no  obligation  to deal with any Person with  respect to this  Agreement  or the  Mortgage  Loans unless the books and records show such Person as the owner of the Mortgage  Loan.  The  Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer  one or  more of the  Mortgage  Loans.  The  Purchaser  also  shall  advise  the  Company  of the transfer.  Upon  receipt  of notice of the  transfer,  the  Company  shall  mark its books and  records to reflect the ownership of the Mortgage  Loans of such  assignee,  and shall release the previous  Purchaser
from  its  obligations   hereunder  with  respect  to  the  Mortgage  Loans  sold  or  transferred.   Such
notification  of a transfer  shall include a final loan schedule which shall be received by the Company no fewer than five (5) Business  Days before the last  Business  Day of the month.  If such  notification  is not received as specified  above,  the Company's duties to remit and report as required by Section 5 shall begin with the next Due Period.

Section 2.03     Custodial Agreement; Delivery of Documents.

         On each Closing Date with respect to each  Mortgage  Loan  comprising  the related Loan  Package, the Company shall deliver and release to the  Custodian the related  Custodial  Mortgage File as set forth in Exhibit C attached hereto.

         The Custodian  shall certify its receipt of any Mortgage Loan Documents  actually  received on or prior to such  Closing  Date and as  required to be  delivered  pursuant to the  Custodial  Agreement,  as evidenced by the Initial  Certification  of the Custodian in the form annexed to the Custodial  Agreement.
The Purchaser will be responsible for the fees and expenses of the Custodian.

         Upon the Purchaser's  request,  the Company shall deliver to Purchaser or its designee within ten
(10) days after such  request such  contents of the  Retained  Mortgage  file so  requested.  In the event that the  company  fails to deliver  to the  Purchaser  or its  designee  the  requested  contents  of the
Retained  Mortgage File within such ten-day  period,  and if the Company does not cure such failure within five (5) days following  receipt of written  notification  of such failure,  the Company shall  repurchase each related Mortgage Loan at the price and in the manner specified in Section 3.03.

         The  Company  shall  forward  to the  Custodian  original  documents  evidencing  an  assumption, modification,  consolidation  or extension of any Mortgage  Loan entered into in  accordance  with Section
4.01 or 6.01 within one week of their  execution,  provided,  however,  that the Company shall provide the
Custodian with a certified true copy of any such document  submitted for recordation  within ten (10) days of its execution,  and shall provide the original of any document  submitted for  recordation or a copy of such document  certified by the appropriate  public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

         In the event the public  recording  office is delayed in returning  any original  document  which the  Company is  required  to deliver at any time to the  Custodian  in  accordance  with the terms of the
Custodial  Agreement or which the Company is required to maintain in the related  Retained  Mortgage File, the Company shall deliver to the Custodian or to the Retained  Mortgage  File, as  applicable,  within 240 days of its  submission  for  recordation,  a copy of such  document and an Officer's  Certificate,  which shall (i) identify the recorded  document;  (ii) state that the recorded  document has not been  delivered to the  Custodian  due solely to a delay by the public  recording  office,  (iii) state the amount of time generally  required  by the  applicable  recording  office to record and return a document  submitted  for recordation,  and  (iv)  specify  the date the  applicable  recorded  document  will be  delivered  to the
Custodian.  The Company  will be required to deliver  such  document to the  Custodian  or to the Retained
Mortgage  File, as  applicable,  by the date  specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

         In the event that new,  replacement,  substitute or additional Stock Certificates are issued with respect to existing  Cooperative  Shares,  the Company  immediately shall deliver to the Custodian the new
Stock  Certificates,  together with the related Stock Powers in blank. Such new Stock  Certificates  shall be subject to the  related  Pledge  Instruments  and shall be subject to all of the terms,  covenants  and conditions of this Agreement.

                                               ARTICLE III

                            REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01      Company Representations and Warranties.

         The Company  hereby  represents  and warrants to the Purchaser  that,  as of the related  Closing
Date:

         (a)      Due Organization and Authority.

                  The Company is a national banking  association  duly organized,  validly existing and in good  standing  under the laws of the United  States and has all  licenses  necessary to carry on its  business as now being  conducted  and is licensed,  qualified  and in good standing in each state  where a Mortgaged  Property is located if the laws of such state require  licensing or  qualification  in order to conduct business of the type conducted by the  Company,  and in any event the  Company  is in  compliance  with the laws of any such  state  to the  extent  necessary  to  ensure  the  enforceability  of the  related
                  Mortgage Loan and the  servicing of such  Mortgage Loan in accordance  with the terms of this  Agreement;  the  Company has the full power and  authority  to execute and deliver this  Agreement  and to perform in  accordance  herewith;  the  execution,  delivery and performance  of this Agreement  (including  all  instruments of transfer to be delivered pursuant to this  Agreement)  by the Company and the  consummation  of the  transactions contemplated  hereby have been duly and validly  authorized;  this  Agreement  evidences the valid,  binding and enforceable  obligation of the Company; and all requisite action has been  taken by the  Company  to make  this  Agreement  valid  and  binding  upon the
                  Company in accordance with its terms;

         (b)      Ordinary Course of Business.

                  The  consummation  of  the  transactions  contemplated  by  this  Agreement  are  in the ordinary  course of  business  of the  Company,  who is in the  business  of selling and servicing loans,  and the transfer,  assignment and conveyance of the Mortgage Notes and the  Mortgages  by the Company  pursuant to this  Agreement  are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (c)      No Conflicts.

                  Neither the execution and delivery of this  Agreement,  the  acquisition of the Mortgage
                  Loans  by the  Company,  the  sale  of  the  Mortgage  Loans  to  the  Purchaser  or the transactions  contemplated  hereby,  nor the fulfillment of or compliance with the terms and  conditions  of this  Agreement  will  conflict with or result in a breach of any of the  terms,  articles  of  incorporation  or  by-laws  or any legal  restriction  or any agreement  or  instrument  to which the  Company is now a party or by which it is bound, or  constitute  a default  or  result in the  violation  of any law,  rule,  regulation, order,  judgment  or decree to which the Company or its  property is subject,  or impair the ability of the  Purchaser to realize on the Mortgage  Loans,  or impair the value of the Mortgage Loans;

         (d)      Ability to Service.

                  The Company is an approved  seller/servicer of conventional  residential  mortgage loans for  Fannie  Mae or  Freddie  Mac,  with the  facilities,  procedures,  and  experienced personnel  necessary for the sound  servicing of mortgage  loans of the same type as the
                  Mortgage  Loans.  The Company is in good standing to sell mortgage  loans to and service mortgage  loans for Fannie Mae or Freddie Mac, and no event has occurred,  including but not limited to a change in insurance  coverage,  which would make the Company  unable to comply with Fannie Mae or Freddie Mac  eligibility  requirements  or which would require notification to either Fannie Mae or Freddie Mac;

         (e)      Reasonable Servicing Fee.

                  The  Company  acknowledges  and agrees  that the  Servicing  Fee  represents  reasonable compensation  for  performing  such services and that the entire  Servicing Fee shall be treated by the  Company,  for  accounting  and tax  purposes,  as  compensation  for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

         (f)      Ability to Perform.

                  The Company does not believe,  nor does it have any reason or cause to believe,  that it cannot  perform  each and every  covenant  contained in this  Agreement.  The Company is solvent  and the sale of the  Mortgage  Loans  will not  cause  the  Company  to  become insolvent.  The  sale of the  Mortgage  Loans  is not  undertaken  to  hinder,  delay or defraud any of the Company's creditors;

         (g)      No Litigation Pending.

                  There is no action,  suit,  proceeding or  investigation  pending or threatened  against the Company  which,  either in any one instance or in the  aggregate,  may result in any material adverse change in the business,  operations,  financial  condition,  properties or assets of the Company,  or in any material  impairment of the right or ability of the
                  Company to carry on its  business  substantially  as now  conducted,  or in any material liability  on the part of the  Company,  or which would draw into  question the validity of this  Agreement  or the Mortgage  Loans or of any action taken or to be  contemplated herein,  or which  would be likely to impair  materially  the  ability of the Company to perform under the terms of this Agreement;

         (h)      No Consent Required.

                  No consent,  approval,  authorization  or order of any court or  governmental  agency or body is  required  for the  execution,  delivery  and  performance  by the Company of or compliance  by the Company  with this  Agreement  or the sale of the  Mortgage  Loans as evidenced by the  consummation of the  transactions  contemplated by this Agreement,  or if required, such approval has been obtained prior to the related Closing Date;

         (i)      Selection Process.

                  The  Mortgage  Loans were  selected  from among  either  the  outstanding  fixed rate or adjustable  rate one- to four-family  mortgage loans in the Company's  mortgage  banking portfolio at the related  Closing Date as to which the  representations  and  warranties set forth in Section 3.02 could be made and such  selection  was not made in a manner so as to affect adversely the interests of the Purchaser;

         (j)      No Untrue Information.

                  Neither this  Agreement nor any statement,  report or other document  furnished or to be
                  furnished   pursuant  to  this  Agreement  or  in  connection   with  the   transactions
                  contemplated  hereby  contains  any  untrue  statement  of fact or omits to state a fact necessary to make the statements contained therein not misleading;

         (k)      Sale Treatment.

                  The Company has determined  that the  disposition of the Mortgage Loans pursuant to this
                  Agreement will be afforded sale treatment for accounting and tax purposes;

         (l)      No Material Change.

                  There  has been no  material  adverse  change  in the  business,  operations,  financial condition  or  assets  of the  Company  since  the  date of the  Company's  most  recent financial statements;

         (m)      No Brokers' Fees.

                  The Company  has not dealt with any broker,  investment  banker,  agent or other  Person that may be entitled to any commission or  compensation  in the connection with the sale of the Mortgage Loans; and

         (n)      MERS.

                  The Company is a member of MERS in good standing.

Section 3.02      Representations and Warranties Regarding Individual Mortgage Loans.

         As to each Mortgage  Loan,  the Company  hereby  represents and warrants to the Purchaser that as of the related Closing Date:

         (a)      Mortgage Loans as Described.

                  The information  set forth in the respective  Mortgage Loan Schedule and the information contained on the  respective  Electronic  Data File  delivered to the  Purchaser is true and correct;

         (b)      Payments Current.

                  All payments  required to be made up to the related  Cut-off Date for the Mortgage  Loan under the terms of the  Mortgage  Note have been made and  credited.  No  payment  under any  Mortgage  Loan has been  thirty  (30) days  delinquent  more  than one time  within twelve (12) months prior to the related Closing Date;

         (c)      No Outstanding Charges.

                  There are no  defaults  in  complying  with the terms of the  Mortgages,  and all taxes, governmental  assessments,  insurance  premiums,  leasehold  payments,  water, sewer and municipal  charges,  which previously  became due and owing have been paid, or an escrow of funds has been  established in an amount  sufficient to pay for every such item which remains  unpaid and which has been  assessed but is not yet due and payable.  The Seller has not advanced funds,  or induced,  solicited  directly or indirectly,  the payment of any amount  required  under the Mortgage  Loan,  except for interest  accruing  from the date of the  Mortgage  Note  or date of  disbursement  of the  Mortgage  Loan  proceeds, whichever  is later,  to the day which  precedes  by one month the Due Date of the first installment of principal and interest;

         (d)      Original Terms Unmodified.

                  The terms of the Mortgage Note and Mortgage have not been impaired,  waived,  altered or modified in any respect,  except by a written  instrument  which has been  recorded,  if necessary to protect the  interests  of the  Purchaser  and which has been  delivered to the Custodian.  The substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related  PMI Policy and the title  insurer,  to the extent required  by the  policy,  and its terms are  reflected  on the  related  Mortgage  Loan
                  Schedule.  No Mortgagor  has been  released,  in whole or in part,  except in connection with an  assumption  agreement  approved by the issuer of any related PMI Policy and the title insurer,  to the extent  required by the policy,  and which  assumption  agreement was delivered to the Custodian pursuant to the terms of the Custodial Agreement;

         (e)      No Defenses.

                  The Mortgage Loan is not subject to any right of rescission,  set-off,  counterclaim  or defense,  including  without  limitation the defense of usury, nor will the operation of any of the terms of the  Mortgage  Note or the  Mortgage,  or the  exercise of any right thereunder,  render either the Mortgage Note or the Mortgage unenforceable,  in whole or in part,  or subject  to any right of  rescission,  set-off,  counterclaim  or  defense, including  without  limitation  the defense of usury,  and no such right of  rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (f)      No Satisfaction of Mortgage.

                  The Mortgage has not been satisfied,  canceled,  subordinated or rescinded,  in whole or in  part,  and the  Mortgaged  Property  has not  been  released  from  the  lien of the
                  Mortgage,  in whole or in part, nor has any  instrument  been executed that would effect any such release, cancellation, subordination or rescission;

         (g)      Validity of Mortgage Documents.

                  The Mortgage Note and the Mortgage and related  documents  are genuine,  and each is the legal,  valid and binding  obligation  of the maker  thereof  enforceable  in accordance with its terms.  All parties to the Mortgage  Note and the  Mortgage had legal  capacity to enter into the  Mortgage  Loan and to execute and deliver the  Mortgage  Note and the
                  Mortgage,  and the Mortgage Note and the Mortgage  have been duly and properly  executed by such parties;

                  With respect to each  Cooperative  Loan,  the Mortgage  Note,  the Mortgage,  the Pledge
                  Agreement,  and related documents are genuine,  and each is the legal, valid and binding obligation of the maker thereof  enforceable in accordance  with its terms.  All parties to the Mortgage Note, the Mortgage,  the Pledge  Agreement,  the Proprietary  Lease, the
                  Stock Power,  Recognition  Agreement and the Assignment of  Proprietary  Lease had legal capacity to enter into the  Mortgage  Loan and to execute and  deliver  such  documents, and such documents have been duly and properly executed by such parties;

         (h)      No Fraud.

                  No error,  omission,  misrepresentation,  negligence,  fraud or similar  occurrence with respect  to a  Mortgage  Loan  has  taken  place  on the  part  of the  Company,  or the
                  Mortgagor,  or to the best of the Company's  knowledge,  any appraiser,  any builder, or any developer,  or any other party  involved in the  origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

         (i)      Compliance with Applicable Laws.

                  Any and  all  requirements  of any  federal,  state  or  local  law  including,  without
                  limitation,  usury,  truth-in-lending,   real  estate  settlement  procedures,  consumer
                  credit and privacy  protection,  equal credit  opportunity,  disclosure or predatory and abusive  lending laws  applicable to the Mortgage Loan have been complied  with, and the
                  Company shall  maintain in its  possession,  available for the  Purchaser's  inspection, and shall deliver to the  Purchaser  upon demand,  evidence of compliance  with all such requirements.  All  inspections,  licenses  and  certificates  required  to be  made  or issued  with  respect to all  occupied  portions of the  Mortgaged  Property  and,  with
                  respect  to  the  use  and  occupancy  of  the  same,   including  but  not  limited  to
                  certificates  of  occupancy  and  fire  underwriting  certificates,  have  been  made or obtained from the appropriate authorities;

         (j)      Location and Type of Mortgaged Property.

                  The Mortgaged  Property is located in the state  identified in the related Mortgage Loan
                  Schedule and consists of a single,  contiguous  parcel of real  property with a detached single family  residence  erected  thereon,  or a two- to  four-family  dwelling,  or an individual  condominium unit in a condominium  project, or a Cooperative  Apartment,  or an individual  unit in a planned unit  development  or a townhouse,  provided,  however, that any  condominium  project  or  planned  unit  development  shall  conform  with the applicable  Fannie Mae  requirements,  or the  underwriting  guidelines  of the company, regarding  such  dwellings,  and no residence  or dwelling is a mobile  home.  As of the respective  date of the appraisal for each Mortgaged  Property,  any Mortgaged  Property being used for  commercial  purposes  conforms  to the  underwriting  guidelines  of the
                  Company and, to the best of the Company's  knowledge,  since the date of such appraisal, no portion of the Mortgage  Property has been used for  commercial  purposes  outside of the underwriting guidelines of the Company;

         (k)      Valid First Lien.

                  The  Mortgage  is a  valid,  subsisting  and  enforceable  first  lien on the  Mortgaged
                  Property,  including all buildings on the Mortgaged  Property and all  installations and mechanical,  electrical,  plumbing,  heating and air conditioning  systems located in or annexed to such buildings,  and all additions,  alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

                  (1)      the  lien of  current  real  property  taxes  and  assessments  not yet due and payable;

                  (2)      covenants,  conditions  and  restrictions,  rights of way,  easements and other matters  of the  public  record  as of the  date  of  recording  acceptable  to mortgage lending  institutions  generally and  specifically  referred to in the lender's  title  insurance  policy  delivered to the originator of the Mortgage
                           Loan and (i) referred to or otherwise  considered in the appraisal made for the originator  of the  Mortgage  Loan and (ii) which do not  adversely  affect the
                           Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (3)      other  matters to which  like  properties  are  commonly  subject  which do not materially  interfere with the benefits of the security intended to be provided by the mortgage or the use,  enjoyment,  value or  marketability of the related
                           Mortgaged Property.

                  Any  security  agreement,  chattel  mortgage  or  equivalent  document  related  to  and delivered  in  connection  with the  Mortgage  Loan  establishes  and  creates  a valid, subsisting  and  enforceable  first lien and first  priority  security  interest  on the property  described  therein  and the Company has full right to sell and assign the same to the Purchaser;

                  With  respect  to  each  Cooperative  Loan,  each  Pledge  Agreement  creates  a  valid, enforceable  and  subsisting  first  security  interest  in the  Cooperative  Shares and
                  Proprietary  Lease,  subject only to (i) the lien of the related  Cooperative for unpaid assessments  representing the Mortgagor's pro rata share of the  Cooperative's  payments for its blanket mortgage,  current and future real property taxes,  insurance  premiums, maintenance  fees and other  assessments  to which like  collateral is commonly  subject and (ii)  other  matters to which  like  collateral  is  commonly  subject  which do not materially  interfere  with the benefits of the security  intended to be provided by the
                  Pledge  Agreement;  provided,  however,  that the appurtenant  Proprietary  Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

         (l)      Full Disbursement of Proceeds.

                  The  proceeds  of the  Mortgage  Loan have been  fully  disbursed,  except  for  escrows established or created due to seasonal weather  conditions,  and there is no requirement for future  advances  thereunder.  All costs,  fees and  expenses  incurred in making or closing  the  Mortgage  Loan  and the  recording  of the  Mortgage  were  paid,  and the
                  Mortgagor  is not  entitled to any refund of any amounts  paid or due under the Mortgage
                  Note or Mortgage;

         (m)      Consolidation of Future Advances.

                  Any future  advances  made prior to the related  Cut-off  Date,  have been  consolidated with  the  outstanding  principal  amount  secured  by the  Mortgage,  and  the  secured principal  amount,  as  consolidated,  bears a single interest rate and single repayment term  reflected  on the  related  Mortgage  Loan  Schedule.  The  lien  of the  Mortgage securing the  consolidated  principal  amount is expressly  insured as having first lien priority  by a title  insurance  policy,  an  endorsement  to the  policy  insuring  the mortgagee's  consolidated  interest or by other title evidence  acceptable to Fannie Mae or  Freddie  Mac;  the  consolidated  principal  amount  does not  exceed  the  original principal  amount of the Mortgage Loan; the Seller shall not make future  advances after the related Cut-Off Date;

         (n)      Ownership.

                  The  Company  is the sole  owner of  record  and  holder  of the  Mortgage  Loan and the related  Mortgage  Note and the Mortgage  are not  assigned or pledged,  and the Company has good and  marketable  title thereto and has full right and authority to transfer and sell the  Mortgage  Loan to the  Purchaser.  The Company is  transferring  the  Mortgage
                  Loan  free  and  clear  of  any  and  all  encumbrances,   liens,   pledges,   equities,
                  participation   interests,   claims,   charges  or  security  interests  of  any  nature
                  encumbering such Mortgage Loan;

         (o)      Origination/Doing Business.

                  The Mortgage Loan was  originated by a savings and loan  association,  a savings bank, a commercial bank, a credit union, an insurance company,  or similar  institution which is supervised  and examined by a federal or state  authority or by a mortgagee  approved by the Secretary of Housing and Urban  Development  pursuant to Sections 203 and 211 of the
                  National  Housing  Act. All parties  which have had any  interest in the Mortgage  Loan, whether as  mortgagee,  assignee,  pledgee or otherwise,  are (or,  during the period in which they held and  disposed of such  interest,  were) (1) in  compliance  with any and all  applicable  licensing  requirements  of the laws of the state wherein the Mortgaged
                  Property is located,  and (2) organized  under the laws of such state,  or (3) qualified to do business in such state, or (4) federal  savings and loan  associations or national banks having principal offices in such state, or (5) not doing business in such state;

         (p)      LTV, PMI Policy.

                  Each  Mortgage  Loan has an LTV as set forth in the related  Mortgage  Loan Schedule and related  Electronic Data File.  Except as indicated on the Electronic  Data File,  those
                  Mortgage  Loans with an LTV greater  than 80% at the time of  origination,  a portion of the unpaid  principal  balance of the Mortgage Loan is and will be insured as to payment defaults  by a PMI  Policy.  If the  Mortgage  Loan is insured by a PMI Policy for which the Mortgage pays all  premiums,  the coverage will remain in place until (i) the LTV is decreased  to 78% or  (ii)  the PMI  Policy  is  otherwise  terminated  pursuant  to the
                  Homeowners  Protection  Act of 1998,  12 USC 4901,  et seq. All  provisions  of such PMI
                  Policy and LPMI Policy have been and are being complied  with,  such PMI Policy and LPMI
                  Policy is in full force and effect,  and all  premiums  due  thereunder  have been paid.
                  The Qualified  Insurer has a claims paying  ability  acceptable to Fannie Mae or Freddie
                  Mac. Any Mortgage  Loan subject to a PMI Policy  obligates  the Mortgagor or in the case of an LPMI  Policy,  obligates  the  Company,  thereunder  to maintain the PMI Policy or
                  LPMI Policy and to pay all premiums and charges in  connection  therewith.  The Mortgage
                  Interest Rate for the Mortgage  Loan as set forth on the related  Mortgage Loan Schedule is net of any such  insurance  premium.  No prior holder of the Mortgage,  including the
                  Company,  has done,  by act or  omission,  anything  which would  impair the coverage of such PMI Policy or LPMI Policy;

         (q)      Title Insurance.

                  The  Mortgage  Loan is  covered  by an ALTA  lender's  title  insurance  policy or other generally  acceptable  form of policy of insurance  acceptable  to Fannie Mae or Freddie
                  Mac,  issued by a title  insurer  acceptable  to Fannie Mae or Freddie Mac and qualified to do business in the  jurisdiction  where the Mortgaged  Property is located,  insuring the Company,  its successors and assigns,  as to the first priority lien of the Mortgage in the original  principal  amount of the Mortgage Loan,  subject only to the exceptions contained  in clauses  (1),  (2) and (3) of  Paragraph  (k) of this  Section  3.02,  and against any loss by reason of the invalidity or  unenforceability  of the lien resulting from the provisions of the Mortgage  providing for  adjustment to the Mortgage  Interest
                  Rate and  Monthly  Payment.  The  Company  is the sole  insured of such  lender's  title insurance  policy,  and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the  transactions  contemplated by this  Agreement.  No claims  have been  made  under  such  lender's  title  insurance policy,  and no prior holder of the Mortgage,  including  the Company,  has done, by act or omission,  anything which would impair the coverage of such lender's title  insurance policy;

         (r)      No Defaults.

                  There is no default,  breach,  violation  or event of  acceleration  existing  under the
                  Mortgage  or the  Mortgage  Note and no event  which,  with the  passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute  a default,
                  breach,   violation  or  event  of  acceleration,   and  neither  the  Company  nor  its
                  predecessors have waived any default, breach, violation or event of acceleration;

         (s)      No Mechanics' Liens.

                  There are no  mechanics'  or  similar  liens or claims  which  have been filed for work, labor or material (and no rights are  outstanding  that under the law could give rise to such liens)  affecting the related  Mortgaged  Property  which are or may be liens prior to,  or  equal or  coordinate  with,  the lien of the  related  Mortgage  which  are not insured against by the title insurance policy referenced in Paragraph (q) above;

         (t)      Location of Improvements; No Encroachments.

                  Except as insured  against by the title  insurance  policy  referenced  in Paragraph (q)
                  above,  all  improvements  which were  considered in determining  the Appraised Value of the Mortgaged  Property lay wholly within the boundaries and building  restriction lines of the Mortgaged  Property and no  improvements  on adjoining  properties  encroach upon the  Mortgaged  Property.  No  improvement  located  on or being  part of the  Mortgaged
                  Property is in violation of any applicable zoning law or regulation;

         (u)      Payment Terms.

                  Except with respect to the Interest Only Mortgage Loans,  principal  payments  commenced no more than 60 days after the funds  were  disbursed  to the  Mortgagor  in  connection with the  Mortgage  Loan.  The Mortgage  Loans have an original  term to maturity of not more than 30 years,  with  interest  payable in arrears on the first day of each  month.
                  As to each  adjustable  rate  Mortgage  Loan on each  applicable  Adjustment  Date,  the
                  Mortgage  Interest  Rate  will be  adjusted  to  equal  the sum of the  Index  plus  the applicable  Gross  Margin,  rounded  up or  down  to  the  nearest  multiple  of  0.125%
                  indicated by the  Mortgage  Note;  provided  that the  Mortgage  Interest  Rate will not increase  or decrease by more than 2.00% on any  Adjustment  Date,  and will in no event exceed  the  maximum  Mortgage  Interest  Rate or be  lower  than the  minimum  Mortgage
                  Interest  Rate  listed on the  Mortgage  Loan  Schedule  for such  Mortgage  Loan.  Each adjustable  rate Mortgage Note requires a monthly  payment which is  sufficient,  during the  period  prior to the first  adjustment  to the  Mortgage  Interest  Rate,  to fully amortize the outstanding  principal  balance as of the first day of such period over the then  remaining  term of such Mortgage Note and to pay interest at the related  Mortgage
                  Interest Rate;  provided however,  with respect to any Interest Only Mortgage Loans, the
                  Mortgage  Note allows a Monthly  Payment of interest only during the period prior to the first Adjustment Date and upon the first  adjustment to the Mortgage  Interest Rate, the
                  Mortgage  Note  requires a Monthly  Payment of principal  and  interest,  sufficient  to fully amortize the  outstanding  principal  balance over the then remaining term of such
                  Mortgage  Loan.  As to each  adjustable  rate  Mortgage  Loan,  if the related  Mortgage
                  Interest Rate changes on an adjustment  date,  the then  outstanding  principal  balance will be  reamortized  over the remaining  life of such  Mortgage  Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

         (v)      Customary Provisions.

                  The  Mortgage  contains  customary  and  enforceable  provisions  such as to render  the rights and  remedies of the holder  thereof  adequate  for the  realization  against the
                  Mortgaged Property of the benefits of the security provided thereby,  including,  (i) in the case of a  Mortgage  designated  as a deed of trust,  by  trustee's  sale,  and (ii)
                  otherwise by judicial  foreclosure.  There is no homestead or other exemption  available to a Mortgagor  which would  interfere with the right to sell the Mortgaged  Property at a trustee's sale or the right to foreclose the Mortgage;

         (w)      Occupancy of the Mortgaged Property.

                  As of the date of  origination,  the  Mortgaged  Property  was lawfully  occupied  under applicable law;

         (x)      No Additional Collateral.

                  The Mortgage Note is not and has not been secured by any  collateral,  pledged  account, except as indicated on the Electronic  Data File, or other  security  except the lien of the  corresponding  Mortgage  and  the  security  interest  of any  applicable  security agreement or chattel mortgage referred to in (k) above;

         (y)      Deeds of Trust.

                  In the event the Mortgage  constitutes a deed of trust, a trustee,  duly qualified under applicable  law to serve as such,  has been properly  designated and currently so serves and is named in the  Mortgage,  and no fees or expenses  are or will  become  payable by the  Mortgagee  to the  trustee  under the deed of trust,  except in  connection  with a trustee's sale after default by the Mortgagor;

         (z)      Acceptable Investment.

                  The Company has no  knowledge of any  circumstances  or  conditions  with respect to the
                  Mortgage  Loan,  the  Mortgaged  Property,  the  Mortgagor  or  the  Mortgagor's  credit standing that can  reasonably be expected to cause  private  institutional  investors to regard the Mortgage  Loan as an  unacceptable  investment,  cause the  Mortgage  Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

         (aa)     Transfer of Mortgage Loans.

                  If the Mortgage Loan is not a MERS Mortgage Loan,  the Assignment  upon the insertion of the  name of the  assignee  and  recording  information  is in  recordable  form  and is acceptable  for  recording  under the laws of the  jurisdiction  in which the  Mortgaged
                  Property is located;

         (bb)     Mortgaged Property Undamaged.

                  The  Mortgaged  Property is  undamaged by waste,  fire,  earthquake  or earth  movement, windstorm,  flood,  tornado or other casualty so as to affect adversely the value of the
                  Mortgaged  Property as security for the Mortgage  Loan or the use for which the premises were intended;

         (cc)     Collection Practices; Escrow Deposits.

                  The  origination  and  collection  practices used with respect to the Mortgage Loan have been in accordance  with  Accepted  Servicing  Practices,  and have been in all material respects  legal and proper.  With respect to escrow  deposits and Escrow  Payments,  all such payments are in the  possession of the Company and there exist no  deficiencies  in connection  therewith for which customary  arrangements  for repayment  thereof have not been made.  All Escrow  Payments have been collected in full  compliance  with state and federal  law. No escrow  deposits or Escrow  Payments or other  charges or payments  due the Company have been capitalized under the Mortgage Note;

         (dd)     No Condemnation.

                  There is no  proceeding  pending or to the best of the  Company's  knowledge  threatened for the total or partial condemnation of the related Mortgaged Property;

         (ee)     The Appraisal.

                  The  Servicing  File  contains an appraisal  of the related  Mortgaged  Property.  As to each  Time$aver®  Mortgage  Loan, the appraisal may be from the original of the existing
                  Company-serviced  loan,  which was  refinanced  via such  Time$aver®  Mortgage Loan. The appraisal  was  conducted by an appraiser  who had no interest,  direct or indirect,  in the  Mortgaged  Property  or in  any  loan  made  on the  security  thereof;  and  whose compensation  is not affected by the approval or  disapproval  of the Mortgage Loan, and the appraisal and the appraiser  both satisfy the  applicable  requirements  of Title XI of the Financial  Institution  Reform,  Recovery,  and  Enforcement  Act of 1989 and the
                  regulations promulgated  thereunder,  all as in effect on the date the Mortgage Loan was originated;

         (ff)     Insurance.

                  The Mortgaged  Property securing each Mortgage Loan is insured by an insurer  acceptable to Fannie Mae or  Freddie  Mac  against  loss by fire and such  hazards  as are  covered under a standard extended  coverage  endorsement and such other hazards as are customary in the area where the  Mortgaged  Property  is located  pursuant to  insurance  policies conforming  to the  requirements  of Section  4.10, in an amount which is at least equal to the lesser of (a) 100% of the insurable  value,  on a replacement  cost basis, of the improvements  on the  related  Mortgaged  Property,  and  (b)  the  greater  of (i)  the outstanding  principal  balance of the  Mortgage  Loan and (ii) an amount  such that the proceeds  of such  insurance  shall be  sufficient  to prevent  the  application  to the
                  Mortgagor  or the  loss  payee  of any  coinsurance  clause  under  the  policy.  If the
                  Mortgaged  Property is a condominium  unit, it is included  under the coverage  afforded by a blanket  policy for the project.  If the  improvements  on the  Mortgaged  Property are in an area identified in the Federal  Register by the Federal  Emergency  Management
                  Agency  as  having  special  flood  hazards,   a  flood  insurance  policy  meeting  the
                  requirements of the current  guidelines of the Federal  Insurance  Administration  is in effect  with  a  generally  acceptable  insurance  carrier,  in an  amount  representing coverage  not less  than the  least of  (A) the  outstanding  principal  balance  of the
                  Mortgage  Loan,  (B) the full  insurable  value and (C) the  maximum amount of insurance which was available  under the Flood Disaster  Protection  Act of 1973, as amended.  All individual  insurance  policies  contain a standard  mortgagee clause naming the Company and its  successors and assigns as mortgagee,  and all premiums  thereon have been paid.
                  The Mortgage  obligates the Mortgagor  thereunder to maintain a hazard  insurance policy at  the  Mortgagor's  cost  and  expense,  and  on  the  Mortgagor's  failure  to do so, authorizes  the holder of the  Mortgage to obtain and  maintain  such  insurance at such
                  Mortgagor's  cost and expense,  and to seek  reimbursement  therefor from the Mortgagor.
                  The hazard  insurance policy is the valid and binding  obligation of the insurer,  is in full force and  effect,  and will be in full  force and effect and inure to the  benefit of the  Purchaser  upon  the  consummation  of the  transactions  contemplated  by  this
                  Agreement.  The Company  has not acted or failed to act so as to impair the  coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

         (gg)     Servicemembers' Civil Relief Act.

                  The  Mortgagor  has not notified  the  Company,  and the Company has no knowledge of any relief  requested or allowed to the  Mortgagor  under the  Servicemembers'  Civil Relief
                  Act, as amended;

         (hh)     No Graduated Payments or Contingent Interests.

                  The Mortgage  Loan is not a graduated  payment  mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (ii)     No Construction Loans.

                  No Mortgage Loan was made in connection with (i) the construction or  rehabilitation  of a Mortgage  Property  or (ii)  facilitating  the  trade-in  or  exchange  of a Mortgaged
                  Property  other  than  a  construction-to-permanent   loan  which  has  converted  to  a
                  permanent Mortgage Loan;

         (jj)     Underwriting.

                  Each Mortgage Loan was  underwritten in accordance with the  underwriting  guidelines of the Company,  which were in effect at the time the  Mortgage  Loan was  originated;  and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

         (kk)     Buydown Mortgage Loans.

                  With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

                  (i)      On or before the date of  origination  of such Mortgage  Loan,  the Company and the  Mortgagor,  or the Company,  the Mortgagor and the seller of the Mortgaged
                           Property  or a third  party  entered  into a  Buydown  Agreement.  The  Buydown
                           Agreement  provides that the seller of the Mortgaged  Property (or third party)
                           shall deliver to the Company  temporary Buydown Funds in an amount equal to the aggregate  undiscounted  amount of payments that,  when added to the amount the
                           Mortgagor  on such  Mortgage  Loan is  obligated  to pay on  each  Due  Date in accordance  with  the  terms  of the  Buydown  Agreement,  is equal to the full scheduled  Monthly  Payment due on such Mortgage  Loan.  The temporary  Buydown
                           Funds  enable the  Mortgagor  to qualify for the  Buydown  Mortgage  Loan.  The effective  interest  rate of a Buydown  Mortgage Loan if less than the interest rate set forth in the related  Mortgage Note will  increase  within the Buydown
                           Period as provided  in the  related  Buydown  Agreement  so that the  effective interest  rate will be equal to the  interest  rate as set forth in the related
                           Mortgage Note. The Buydown  Mortgage Loan satisfies the  requirements of Fannie
                           Mae or Freddie Mac guidelines;

                  (ii)     The Mortgage and Mortgage Note reflect the permanent  payment terms rather than the payment  terms of the Buydown  Agreement.  The Buydown  Agreement  provides for the payment by the  Mortgagor of the full amount of the Monthly  Payment on any Due Date that the Buydown Funds are  available.  The Buydown Funds were not used to reduce  the  original  principal  balance  of the  Mortgage  Loan or to increase the  Appraised  Value of the Mortgage  Property when  calculating  the
                           Loan-to-Value  Ratios for purposes of the  Agreement  and, if the Buydown Funds were  provided by the Company and if required  under  Fannie Mae or Freddie Mac guidelines,  the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

                  (iii)    The Buydown  Funds may not be refunded to the  Mortgagor  unless the  Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

                  (iv)     As of the date of  origination  of the Mortgage  Loan,  the  provisions  of the related  Buydown  Agreement  complied  with the  requirements  of Fannie Mae or
                           Freddie Mac regarding buydown agreements.

         (ll)     Delivery of Custodial Mortgage Files.

                  Any  documents  required to be delivered by the Company under this  Agreement  have been delivered  to the  Custodian.  The  Company is in  possession  of a  complete,  true and accurate Retained  Mortgage File and Custodial  Mortgage File in compliance with Exhibit
                  C hereto;

         (mm)     No Violation of Environmental Laws.

                  There is no pending action or proceeding  directly  involving any Mortgaged  Property of which the  Company is aware in which  compliance  with any  environmental  law,  rule or regulation is an issue;  and to the best of the  Company's  knowledge,  nothing  further remains  to be done to  satisfy  in full all  requirements  of each  such  law,  rule or regulation constituting a prerequisite to use and enjoyment of said property;

         (nn)     No Bankruptcy.

                  No Mortgagor was a debtor in any state or federal  bankruptcy  or insolvency  proceeding at  the  time  the  Mortgage  Loan  was  originated  and to the  best  of the  Company's knowledge,  as of the related  Closing  Date,  the Company has not received  notice that any  Mortgagor  is a  debtor  under  any  state  or  federal  bankruptcy  or  insolvency proceeding;

         (oo)     HOEPA.

                  No Mortgage Loan is a High Cost Loan or Covered Loan;

         (pp)     Cooperative Loans.

                  With respect to each Cooperative Loan:

                  (i)      The  Cooperative  Shares  are held by a  person  as a  tenant-stockholder  in a
                           Cooperative.  Each original UCC financing statement,  continuation statement or other  governmental  filing or recordation  necessary to create or preserve the perfection  and  priority  of the  first  lien  and  security  interest  in the
                           Cooperative  Loan and Proprietary  Lease has been timely and properly made. Any security  agreement,  chattel  mortgage or equivalent  document  related to the
                           Cooperative  Loan and  delivered to Purchaser  or its designee  establishes  in
                           Purchaser a valid and subsisting  perfected first lien on and security interest in the Mortgaged Property  described  therein,  and Purchaser has full right to sell and  assign the same.  The  Proprietary  Lease  term  expires no less than five  years  after the  Mortgage  Loan term or such other  term  acceptable  to
                           Fannie Mae or Freddie Mac;

                  (ii)     A  Cooperative  Lien  Search has been made by a company  competent  to make the same which  company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

                  (iii)    (a) The term of the  related  Proprietary  Lease is not less  than the terms of the Cooperative  Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the  Cooperative  Shares owned by such
                           Mortgagor  first  to  the  Cooperative;  (c)  there  is no  prohibition  in any
                           Proprietary  Lease  against  pledging the  Cooperative  Shares or assigning the
                           Proprietary  Lease;  (d) the  Cooperative  has been  created and exists in full
                           compliance  with  the   requirements   for  residential   cooperatives  in  the
                           jurisdiction  in which the Project is located and  qualifies  as a  cooperative housing  corporation  under  Section  210  of the  Code;  (e)  the  Recognition
                           Agreement is on a form published by Aztech Document Services,  Inc. or includes similar  provisions;  and (f) the Cooperative has good and marketable  title to the  Project,  and owns the  Project  either in fee simple or under a leasehold that complies with the  requirements of the Fannie Mae  Guidelines;  such title is free and clear of any adverse liens or encumbrances,  except the lien of any blanket mortgage;

                  (iv)     The  Company  has the  right  under  the  terms of the  Mortgage  Note,  Pledge
                           Agreement  and  Recognition   Agreement  to  pay  any  maintenance  charges  or
                           assessments owed by the Mortgagor;

                  (v)      Each Stock Power (i) has all  signatures  guaranteed or (ii) if all  signatures are not  guaranteed,  then such  Cooperative  Shares will be transferred by the stock  transfer agent of the  Cooperative if the Company  undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

         (qq)     Georgia Fair Lending Act.

                  There is no Mortgage Loan that was originated on or after October 1, 2002 and before
                  March 7, 2003, which is secured by property located in the State of Georgia;

         (rr)     Methodology.

                  The  methodology  used in  underwriting  the  extension of credit for each Mortgage Loan employs objective  mathematical  principles which relate the borrower's  income,  assets and  liabilities  to the proposed  payment and such  underwriting  methodology  does not rely  on the  extent  of  the  borrower's  equity  in the  collateral  as the  principal determining  factor in approving such credit extension.  Such  underwriting  methodology confirmed  that at the time of  origination  (application/approval)  the  borrower had a reasonable ability to make timely payments on the Mortgage Loan;

         (ss)     Imposition of a Premium.

                  With respect to any Mortgage Loan that contains a provision  permitting  imposition of a premium upon a prepayment  prior to maturity:  (i) the  prepayment  premium is disclosed to the  borrower in the loan  documents  pursuant to  applicable  state and federal law, and (ii)  notwithstanding  any state or federal law to the  contrary,  the Company shall recommend  that  such  prepayment  premium  is not  imposed  in any  instance  when  the mortgage  debt is  accelerated  as the  result of the  borrower's  default in making the loan payments;

         (tt)     Single Premium Credit Life.

                  No Mortgagor was required to purchase any single premium credit  insurance  policy (e.g.
                  life,  disability,   accident,  unemployment  or  health  insurance  products)  or  debt cancellation  agreement  as a  condition  of  obtaining  the  extension  of  credit.  No
                  Mortgagor  obtained  a prepaid  single  premium  credit  insurance  policy  (e.g.  life, disability,  accident,  unemployment  or  health  insurance  product)  as  part  of  the origination  of the  Mortgage  Loan.  No proceeds  from any  Mortgage  Loan were used to purchase single premium credit  insurance  policies or debt  cancellation  agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

         (uu)     No Arbitration Provision.

                  With  respect to each  Mortgage  Loan,  neither  the  related  Mortgage  nor the related
                  Mortgage  Note requires the  Mortgagor to submit to  arbitration  to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

         (ww)     Credit Reporting.

                  With respect to each  Mortgage  Loan,  the Company has fully  furnished,  in  accordance with the Fair  Credit  Reporting  Act and its  implementing  regulations,  accurate  and complete  information  (i.e.  favorable and unfavorable) on its borrower credit files to
                  Equifax,  Experian  and Trans  Union  Credit  Information  Company  (three of the credit repositories), on a monthly basis; and

         (xx)     Illinois Interest Act.

                  Any Mortgage Loan with a Mortgaged Property in the State of Illinois complies with the
                  Illinois Interest Act.

Section 3.03      Repurchase.

         It is understood  and agreed that the  representations  and warranties set forth in Sections 3.01 and 3.02 shall  survive the sale of the Mortgage  Loans to the  Purchaser and the delivery of the Mortgage
Loan  Documents to the  Custodian  and shall inure to the benefit of the  Purchaser,  notwithstanding  any restrictive  or qualified  endorsement  on any Mortgage Note or Assignment of Mortgage or the  examination or failure to examine any Custodial  Mortgage Files or Retained  Mortgage  File.  Upon discovery by either the Company or the  Purchaser of a breach of any of the foregoing  representations  and  warranties  which materially  and  adversely  affects the value of the Mortgage  Loans or the interest of the  Purchaser (or which  materially  and adversely  affects the  interests of Purchaser in the related  Mortgage Loan in the case of a  representation  and warranty  relating to a particular  Mortgage Loan),  the party  discovering such breach shall give prompt written notice to the other.

         Within  ninety  (90) days of the earlier of either  discovery  by or notice to the Company of any breach of a representation  or warranty which  materially and adversely  affects the value of the Mortgage
Loans, the Company shall use its best efforts  promptly to cure such breach in all material  respects and, if such breach cannot be cured,  the Company shall,  at the Purchaser's  option,  repurchase such Mortgage
Loan at the  Repurchase  Price.  In the event that a breach shall involve any  representation  or warranty set forth in  Section  3.01,  and such  breach  cannot be cured  within 90 days of the  earlier  of either discovery  by or  notice  to the  Company  of  such  breach,  all  of the  Mortgage  Loans  shall,  at the
Purchaser's  option, be repurchased by the Company at the Repurchase Price.  However,  if the breach shall involve a  representation  or warranty  set forth in Section  3.02 and the Company  discovers  or receives notice of any such breach within 120 days of the related  Closing Date, the Company  shall,  if the breach cannot be cured,  at the  Purchaser's  option and  provided  that the Company  has a Qualified  Substitute
Mortgage Loan,  rather than repurchase the Mortgage Loan as provided  above,  remove such Mortgage Loan (a
"Deleted  Mortgage  Loan") and  substitute  in its place a Qualified  Substitute  Mortgage  Loan or Loans, provided that any such  substitution  shall be effected not later than 120 days after the related  Closing
Date.  If the Company has no  Qualified  Substitute  Mortgage  Loan,  it shall  repurchase  the  deficient
Mortgage  Loan  within  ninety  (90) days of the  written  notice of the  breach or the  failure  to cure, whichever is later.  Any  repurchase of a Mortgage Loan or Loans  pursuant to the foregoing  provisions of this  Section  3.03  shall be  accomplished  by  deposit  in the  Custodial  Account  of the amount of the
Repurchase  Price for  distribution to Purchaser on the next scheduled  Remittance  Date,  after deducting therefrom  any amount  received in respect of such  repurchased  Mortgage  Loan or Loans and being held in the Custodial Account for future distribution.

         At the time of  repurchase or  substitution,  the Purchaser and the Company shall arrange for the reassignment  of the  Deleted  Mortgage  Loan  to the  Company  and the  delivery  to the  Company  of any documents  held by the  Custodian  relating to the Deleted  Mortgage  Loan.  If the Company  repurchases a
Mortgage  Loan that is a MERS  Mortgage  Loan,  the  Company  shall cause MERS to  designate  on the MERS®
System to remove the  Purchaser  as the  beneficial  holder with  respect to such  Mortgage  Loan.  In the event of a repurchase or substitution,  the Company shall,  simultaneously  with such  reassignment,  give written notice to the Purchaser that such  repurchase or substitution  has taken place,  amend the related
Mortgage Loan Schedule to reflect the withdrawal of the Deleted  Mortgage Loan from this  Agreement,  and, in the case of  substitution,  identify  a  Qualified  Substitute  Mortgage  Loan and  amend  the  related
Mortgage  Loan  Schedule  to reflect the  addition  of such  Qualified  Substitute  Mortgage  Loan to this
Agreement.  In  connection  with any such  substitution,  the  Company  shall be deemed to have made as to such Qualified  Substitute  Mortgage Loan the  representations  and warranties set forth in this Agreement except that all such  representations  and warranties set forth in this Agreement  shall be deemed made as of the date of such  substitution.  The  Company  shall  effect such  substitution  by  delivering  to the
Custodian for such Qualified  Substitute  Mortgage Loan the documents  required by Section 2.03,  with the
Mortgage Note endorsed as required by Section 2.03.  No  substitution  will be made in any calendar  month after the  Determination  Date for such month.  The Company  shall  deposit in the  Custodial  Account the
Monthly  Payment less the Servicing  Fee due on such  Qualified  Substitute  Mortgage Loan or Loans in the month  following  the  date  of  such  substitution.  Monthly  Payments  due  with  respect  to  Qualified
Substitute  Mortgage  Loans in the month of  substitution  shall be retained by the Company.  With respect to any Deleted  Mortgage loan,  distributions  to Purchaser  shall include the Monthly  Payment due on any
Deleted  Mortgage  Loan in the month of  substitution,  and the Company  shall  thereafter  be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

         For any month in which  the  Company  substitutes  a  Qualified  Substitute  Mortgage  Loan for a
Deleted  Mortgage Loan, the Company shall  determine the amount (if any) by which the aggregate  principal balance  of all  Qualified  Substitute  Mortgage  Loans as of the date of  substitution  is less  than the aggregate  Stated  Principal  Balance of all  Deleted  Mortgage  Loans  (after  application  of  scheduled principal  payments due in the month of  substitution).  The amount of such shortfall shall be distributed by the Company in the month of  substitution  pursuant to Section 5.01.  Accordingly,  on the date of such substitution,  the Company shall deposit from its own funds into the Custodial  Account an amount equal to the amount of such shortfall.

         In addition to such  repurchase  or  substitution  obligation,  the Company  shall  indemnify the
Purchaser and hold it harmless against any losses,  damages,  penalties,  fines,  forfeitures,  reasonable and necessary  legal fees and related costs,  judgments,  and other costs and expenses  resulting from any claim,  demand,  defense or  assertion  based on or grounded  upon,  or  resulting  from,  a breach of the
Company  representations  and  warranties  contained in this  Agreement.  It is understood and agreed that the  obligations  of the Company set forth in this Section 3.03 to cure,  substitute  for or  repurchase a defective  Mortgage Loan and to indemnify the  Purchaser as provided in this Section 3.03  constitute  the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

         Any  cause of  action  against  the  Company  relating  to or  arising  out of the  breach of any representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon
(i)  discovery of such breach by the  Purchaser or notice  thereof by the Company to the  Purchaser,  (ii)
failures by the Company to cure such breach or  repurchase  such  Mortgage  Loan as specified  above,  and
(iii) demand upon the Company by the Purchaser for compliance with this Agreement.

                  In the event a Mortgage Loan pays off in full on or before the related Closing Date, the Company must repay the Purchaser the difference between the Unpaid Principal Balance of such
Mortgage Loan as of the date of pay off and the Unpaid Principal Balance multiplied by the purchase price percentage adjusted, if necessary in accordance with the Commitment Letter.

                                                ARTICLE IV

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01      Company to Act as Servicer.

         The Company,  as an independent  contractor,  shall service and administer the Mortgage Loans and shall have full power and authority,  acting alone or through the  utilization of a  Subcontractor,  to do any and all things in  connection  with such  servicing  and  administration  which the  Company  may deem necessary  or  desirable,  consistent  with  the  terms of this  Agreement  and  with  Accepted  Servicing
Practices.  The Company shall be responsible for any and all acts of a  Subcontractor,  and the Company's utilization  of a  Subcontractor  shall  in no way  relieve  the  liability  of the  Company  under  this
Agreement.

         Consistent  with the terms of this Agreement,  the Company may waive,  modify or vary any term of any  Mortgage  Loan or  consent  to the  postponement  of strict  compliance  with any such term or in any manner grant  indulgence to any Mortgagor if in the Company's  reasonable and prudent  determination  such waiver,  modification,  postponement or indulgence is not materially  adverse to the Purchaser,  provided, however,  that the Company shall not make any future  advances with respect to a Mortgage Loan and (unless the  Mortgagor is in default with respect to the Mortgage  Loan or such default is, in the judgment of the
Company,  imminent and the Company has obtained the prior written  consent of the  Purchaser)  the Company shall not  permit any  modification  with  respect to any  Mortgage  Loan that would  change the  Mortgage
Interest  Rate,  defer or forgive the payment of principal  (except for actual  payments of  principal) or change  the  final  maturity  date on such  Mortgage  Loan.  In the event of any such  modification  which permits the deferral of interest or principal  payments on any Mortgage Loan,  the Company  shall,  on the
Business  Day  immediately  preceding  the  Remittance  Date in any month in which any such  principal  or interest  payment has been deferred,  deposit in the Custodial  Account from its own funds,  in accordance with Section 5.03,  the  difference  between (a) such month's  principal  and one month's  interest at the
Mortgage Loan  Remittance  Rate on the unpaid  principal  balance of such Mortgage Loan and (b) the amount paid by the  Mortgagor.  The  Company  shall be entitled to  reimbursement  for such  advances to the same extent as for all other  advances made pursuant to Section 5.03.  Without  limiting the  generality of the foregoing,  the Company shall continue, and is hereby authorized and empowered,  to execute and deliver on behalf of itself and the Purchaser,  all  instruments of satisfaction  or  cancellation,  or of partial or full  release,  discharge and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged  Properties.  If  reasonably  required by the Company,  the Purchaser  shall furnish the Company with any powers of attorney and other  documents  necessary or  appropriate  to enable the Company to carry out its servicing and administrative duties under this Agreement.

         In  servicing  and  administering  the  Mortgage  Loans,  the  Company  shall  employ  procedures
(including  collection  procedures)  and exercise the same care that it customarily  employs and exercises in servicing and  administering  mortgage loans for its own account,  giving due consideration to Accepted
Servicing  Practices where such practices do not conflict with the  requirements  of this  Agreement,  and the Purchaser's reliance on the Company.

         The Company is  authorized  and  empowered by the  Purchaser,  in its own name,  when the Company believes it appropriate in its reasonable  judgment to register any Mortgage Loan on the MERS® System,  or cause the removal from the  registration  of any Mortgage Loan on the MERS® System,  with written  consent of the  Purchaser,  to  execute  and  deliver,  on behalf of the  Purchaser,  any and all  instruments  of assignment  and other  comparable  instruments  with  respect  to such  assignment  or  re-recording  of a
Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

         The Company  shall  cause to be  maintained  for each  Cooperative  Loan a copy of the  financing statements  and shall file and such  financing  statements and  continuation  statements as necessary,  in accordance  with  the  Uniform  Commercial  Code  applicable  in the  jurisdiction  in which  the  related
Cooperative Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

         The Company  shall  apply any  Principal  Prepayment  on an Interest  Only  Mortgage  Loan to the
then-outstanding   principal  balance,   at  which  time  the  interest-only   payment  feature  shall  be
extinguished.  The related  Monthly  Payment  shall  thereafter  consist of both  principal  and  interest components, and the amount of such Monthly Payment shall not change prior to the next Adjustment Date.

Section 4.02      Liquidation of Mortgage Loans.

         In the event that any payment due under any Mortgage Loan and not  postponed  pursuant to Section
4.01 is not paid when the same becomes due and  payable,  or in the event the  Mortgagor  fails to perform any  other  covenant  or  obligation  under  the  Mortgage  Loan and such  failure  continues  beyond  any applicable  grace  period,  the Company shall take such action as (1) the Company would take under similar circumstances  with respect to a similar mortgage loan held for its own account for investment,  (2) shall be consistent with Accepted Servicing  Practices,  (3) the Company shall determine  prudently to be in the best  interest of  Purchaser,  and (4) is  consistent  with any related PMI Policy.  In the event that any payment due under any Mortgage Loan is not postponed  pursuant to Section 4.01 and remains  delinquent for a period of 90 days or any other default  continues  for a period of 90 days beyond the  expiration of any grace or cure period,  the Company shall commence  foreclosure  proceedings,  the Company shall notify the
Purchaser in writing of the Company's  intention to do so, and the Company shall not commence  foreclosure proceedings  if the  Purchaser  objects to such action  within three (3) Business  Days of receiving  such notice.  In the  event  the  Purchaser  objects  to such  foreclosure  action,  the  Company  shall not be required to make Monthly  Advances with respect to such Mortgage  Loan,  pursuant to Section 5.03, and the
Company's  obligation  to make such Monthly  Advances  shall  terminate on the 90th day referred to above.
In such  connection,  the  Company  shall  from its own funds  make all  necessary  and  proper  Servicing
Advances,  provided,  however,  that  the  Company  shall  not be  required  to  expend  its own  funds in connection with any  foreclosure or towards the  restoration or  preservation  of any Mortgaged  Property, unless it shall determine (a) that such  preservation,  restoration  and/or  foreclosure will increase the proceeds  of  liquidation  of the  Mortgage  Loan to  Purchaser  after  reimbursement  to itself  for such expenses  and (b) that such  expenses  will be  recoverable  by it  either  through  Liquidation  Proceeds
(respecting  which it shall have priority for purposes of withdrawals from the Custodial  Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

         Notwithstanding  anything to the contrary  contained  herein, in connection with a foreclosure or acceptance  of a deed in lieu of  foreclosure,  in the event the Company has  reasonable  cause to believe that a  Mortgaged  Property  is  contaminated  by  hazardous  or toxic  substances  or  wastes,  or if the
Purchaser  otherwise requests an environmental  inspection or review of such Mortgaged  Property,  such an inspection  or review  is to be  conducted  by a  qualified  inspector.  The cost for such  inspection  or review shall be borne by the Purchaser.  Upon  completion of the  inspection or review,  the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

         After  reviewing the  environmental  inspection  report,  the Purchaser  shall  determine how the
Company  shall  proceed  with  respect  to the  Mortgaged  Property.  In the event  (a) the  environmental inspection  report indicates that the Mortgaged  Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser  directs the Company to proceed with  foreclosure  or acceptance of a deed in lieu of  foreclosure,  the Company shall be reimbursed for all reasonable  costs  associated  with such foreclosure or acceptance of a deed in lieu of foreclosure and any related  environmental  clean up costs, as applicable,  from the related Liquidation  Proceeds, or if the Liquidation Proceeds are insufficient to fully  reimburse  the  Company,  the  Company  shall be  entitled  to be  reimbursed  from  amounts in the
Custodial  Account  pursuant to Section 4.05 hereof.  In the event the  Purchaser  directs the Company not to  proceed  with  foreclosure  or  acceptance  of a deed in lieu of  foreclosure,  the  Company  shall be reimbursed  for all  Servicing  Advances  made with  respect to the related  Mortgaged  Property  from the
Custodial Account pursuant to Section 4.05 hereof.

Section 4.03      Collection of Mortgage Loan Payments.

         Continuously  from the related  Cut-off  Date until the  principal  and  interest on all Mortgage
Loans are paid in full,  the Company  shall  proceed  diligently to collect all payments due under each of the  Mortgage  Loans  when  the  same  shall  become  due and  payable  and  shall  take  special  care in ascertaining  and estimating  Escrow  Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property,  to the end that the installments  payable by the
Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04      Establishment of and Deposits to Custodial Account.

         The Company  shall  segregate and hold all funds  collected  and received  pursuant to a Mortgage
Loan  separate  and apart from any of its own funds and general  assets and shall  establish  and maintain one or more  Custodial  Accounts,  in the form of time  deposit or demand  accounts,  titled  "Wells Fargo
Bank,  N.A. in trust for the  Purchaser  and/or  subsequent  purchasers  of  Mortgage  Loans - P & I." The
Custodial  Account shall be  established  with a Qualified  Depository.  Upon request of the Purchaser and within ten (10) days thereof,  the Company shall provide the Purchaser  with written  confirmation  of the existence of such Custodial  Account.  Any funds  deposited into the Custodial  Account shall at all times be insured to the fullest  extent  allowed by applicable  law.  Funds  deposited in the Custodial  Account may be drawn on by the Company in accordance with Section 4.05.

         The Company  shall  deposit in the  Custodial  Account  within one (1)  Business Day of Company's receipt,  and retain therein,  the following  collections received by the Company and payments made by the
Company  after the related  Cut-off  Date,  other than payments of principal and interest due on or before the related  Cut-off Date,  or received by the Company prior to the related  Cut-off Date but allocable to a period subsequent thereto:

         (i)      all  payments on account of principal on the Mortgage  Loans,  including  all  Principal
                  Prepayments;

         (ii)     all  payments on account of  interest on the  Mortgage  Loans  adjusted to the  Mortgage
                  Loan Remittance Rate;

         (iii)    all Liquidation Proceeds;

         (iv)     all Insurance  Proceeds  including amounts required to be deposited  pursuant to Section
                  4.10  (other  than  proceeds  to be  held  in the  Escrow  Account  and  applied  to the restoration  or repair  of the  Mortgaged  Property  or  released  to the  Mortgagor  in accordance with Section 4.14), Section 4.11 and Section 4.15;

         (v)      all  Condemnation  Proceeds  which are not applied to the  restoration  or repair of the
                  Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

         (vi)     any amount required to be deposited in the Custodial  Account  pursuant to Section 4.01,
                  5.03, 6.01 or 6.02;

         (vii)    any amounts  payable in connection  with the repurchase of any Mortgage Loan pursuant to
                  Section  3.03 and all amounts  required  to be  deposited  by the Company in  connection with  a  shortfall  in  principal  amount  of any  Qualified  Substitute  Mortgage  Loan pursuant to Section 3.03;

         (viii)   with respect to each  Principal  Prepayment  an amount (to be paid by the Company out of its  funds)  which,  when  added  to all  amounts  allocable  to  interest  received  in connection with the Principal  Prepayment,  equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

         (ix)     any  amounts  required  to be  deposited  by the  Company  pursuant  to Section  4.11 in connection with the deductible clause in any blanket hazard insurance policy;

         (x)      any  amounts  received  with  respect  to or  related  to any REO  Property  and all REO
                  Disposition Proceeds pursuant to Section 4.16; and

         (xi)     an amount from the  Subsidy  Account  that when added to the  Mortgagor's  payment  will equal the full monthly amount due under the related Mortgage Note.

         The foregoing  requirements for deposit into the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment charges and assumption  fees, to the extent  permitted by Section 6.01, need not be deposited by the  Company  into the  Custodial  Account.  Any  interest  paid on funds  deposited  in the  Custodial
Account by the  depository  institution  shall accrue to the benefit of the Company and the Company  shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05      Permitted Withdrawals From Custodial Account.

         The  Company  shall,  from  time to time,  withdraw  funds  from the  Custodial  Account  for the following purposes:

        (i)       to make  payments to the  Purchaser  in the amounts  and in the manner  provided  for in
                  Section 5.01;

        (ii)      to  reimburse  itself for  Monthly  Advances  of the  Company's  funds made  pursuant to
                  Section 5.03, the Company's  right to reimburse  itself  pursuant to this subclause (ii)
                  being  limited to amounts  received on the related  Mortgage Loan which  represent  late payments of principal  and/or  interest  respecting  which any such advance was made, it being  understood  that,  in the case of any such  reimbursement,  the  Company's  right thereto  shall be prior to the rights of  Purchaser,  except that,  where the Company is required to repurchase a Mortgage  Loan pursuant to Section 3.03 or 6.02,  the Company's right to such  reimbursement  shall be subsequent to the payment to the Purchaser of the
                  Repurchase  Price  pursuant to such sections and all other  amounts  required to be paid to the Purchaser with respect to such Mortgage Loan;

        (iii)     to reimburse itself for unreimbursed  Servicing  Advances,  and for any unpaid Servicing
                  Fees, the Company's  right to reimburse  itself  pursuant to this  subclause  (iii) with
                  respect  to  any  Mortgage   Loan  being  limited  to  related   Liquidation   Proceeds,
                  Condemnation  Proceeds,  Insurance  Proceeds and such other  amounts as may be collected by the Company from the Mortgagor or otherwise  relating to the Mortgage  Loan, it being understood  that, in the case of any such  reimbursement,  the  Company's  right thereto shall be prior to the rights of  Purchaser,  except  that where the  Company is required to  repurchase  a Mortgage  Loan  pursuant  to Section  3.03 or 6.02,  in which case the
                  Company's  right  to such  reimbursement  shall  be  subsequent  to the  payment  to the
                  Purchaser  of the  Repurchase  Price  pursuant to such  sections  and all other  amounts required  to be  paid  to the  Purchaser  with  respect  to  such  Mortgage  Loan.  Upon
                  Purchaser's  request, the Company shall provide  documentation  supporting the Company's
                  Servicing Advances;

        (iv)      to pay itself interest on funds deposited in the Custodial Account;

        (v)       to reimburse  itself for expenses  incurred and  reimbursable  to it pursuant to Section
                  8.01;

        (vi)      to pay any  amount  required  to be paid  pursuant  to Section  4.16  related to any REO
                  Property,  it being  understood  that, in the case of any such expenditure or withdrawal related to a particular  REO  Property,  the amount of such  expenditure  or  withdrawal from the  Custodial  Account  shall be limited  to  amounts on deposit in the  Custodial
                  Account with respect to the related REO Property;

        (vii)     to reimburse  itself for any Servicing  Advances or REO expenses  after  liquidation  of the Mortgaged Property not otherwise reimbursed above;

        (viii)    to remove funds inadvertently placed in the Custodial Account by the Company; and

        (ix)      to clear and terminate the Custodial Account upon the termination of this Agreement.

         In the event that the  Custodial  Account is  interest  bearing,  on each  Remittance  Date,  the
Company shall withdraw all funds from the Custodial  Account  except for those amounts which,  pursuant to
Section 5.01,  the Company is not  obligated to remit on such  Remittance  Date.  The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06      Establishment of and Deposits to Escrow Account.

         The Company  shall  segregate and hold all funds  collected  and received  pursuant to a Mortgage
Loan  constituting  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall  establish  and  maintain  one or more  Escrow  Accounts,  in the  form of time  deposit  or  demand accounts,  titled,  "Wells Fargo Bank,  N.A., in trust for the Purchaser and/or  subsequent  purchasers of
Residential  Mortgage  Loans,  and various  Mortgagors - T & I." The Escrow  Accounts shall be established with a Qualified  Depository,  in a manner which shall provide  maximum  available  insurance  thereunder.
Upon request of the Purchaser  and within ten (10) days  thereof,  the Company shall provide the Purchaser with  written  confirmation  of the  existence  of such  Escrow  Account.  Funds  deposited  in the Escrow
Account may be drawn on by the Company in accordance with Section 4.07.

         The Company  shall  deposit in the Escrow  Account or Accounts  within one (1)  Business  Days of
Company's receipt, and retain therein:

         (i)      all Escrow  Payments  collected  on account of the  Mortgage  Loans,  for the purpose of effecting  timely  payment  of any  such  items  as  required  under  the  terms of this
                  Agreement;

         (ii)     all amounts  representing  Insurance  Proceeds or Condemnation  Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

         (iii)    all payments on account of Buydown Funds.

         The Company shall make  withdrawals  from the Escrow  Account only to effect such payments as are required  under this  Agreement,  as set forth in Section  4.07.  The Company  shall be entitled to retain any interest  paid on funds  deposited in the Escrow  Account by the  depository  institution,  other than interest on escrowed  funds required by law to be paid to the  Mortgagor.  To the extent  required by law, the  Company  shall pay  interest  on  escrowed  funds to the  Mortgagor  notwithstanding  that the Escrow
Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account or Accounts may be made by the Company only:

         (i)      to effect timely payments of ground rents,  taxes,  assessments,  water rates,  mortgage insurance  premiums,  condominium  charges,  fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

         (ii)     to reimburse  the Company for any  Servicing  Advances  made by the Company  pursuant to
                  Section 4.08 with respect to a related  Mortgage  Loan,  but only from amounts  received on the  related  Mortgage  Loan which  represent  late  collections  of Escrow  Payments thereunder;

         (iii)    to  refund to any  Mortgagor  any funds  found to be in excess of the  amounts  required under the terms of the related Mortgage Loan;

         (iv)     for transfer to the Custodial  Account and  application to reduce the principal  balance of the Mortgage Loan in accordance  with the terms of the related  Mortgage and Mortgage
                  Note;

         (v)      for  application to restoration or repair of the Mortgaged  Property in accordance  with the procedures outlined in Section 4.14;

         (vi)     to pay to the  Company,  or any  Mortgagor  to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii)    to remove funds inadvertently placed in the Escrow Account by the Company;

         (viii)   to remit to Purchaser payments on account of Buydown Funds as applicable; and

         (ix)     to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08      Payment of Taxes, Insurance and Other Charges.

         With respect to each Mortgage Loan, the Company shall maintain  accurate  records  reflecting the status of ground rents, taxes,  assessments,  water rates, sewer rents, and other charges which are or may become a lien upon the  Mortgaged  Property  and the  status of PMI  Policy  premiums  and fire and hazard insurance  coverage  and shall  obtain,  from time to time,  all bills  for the  payment  of such  charges
(including  renewal  premiums)  and shall  effect  payment  thereof  prior to the  applicable  penalty  or termination  date,  employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been  estimated and  accumulated by the Company in amounts  sufficient for such purposes,  as allowed under the terms of the Mortgage.  The Company  assumes full  responsibility  for the timely payment of all such bills and shall effect timely payment of all such charges  irrespective of each Mortgagor's  faithful performance  in the  payment of same or the  making of the Escrow  Payments,  and the  Company  shall make advances from its own funds to effect such payments.

Section 4.09      Protection of Accounts.

         The Company may transfer the Custodial  Account,  the Subsidy  Account or the Escrow Account to a
different Qualified Depository from time to time with prior written notice to Purchaser.

Section 4.10      Maintenance of Hazard Insurance.

         The Company shall cause to be maintained  for each Mortgage Loan hazard  insurance  such that all buildings  upon the Mortgaged  Property are insured by an insurer  acceptable to Fannie Mae or Freddie Mac against loss by fire,  hazards of extended  coverage and such other  hazards as are  customary in the area where the  Mortgaged  Property is located,  in an amount which is at least equal to the lesser of (i) 100%
of the  insurable  value,  on a  replacement  cost basis,  of the  improvements  on the related  Mortgaged
Property,  and (ii) the greater of (a) the outstanding  principal  balance of the Mortgage Loan and (b) an amount such that the proceeds of such  insurance  shall be  sufficient to prevent the  application  to the
Mortgagor or the loss payee of any coinsurance  clause under the policy.  In the event a hazard  insurance policy shall be in danger of being  terminated,  or in the event the insurer  shall cease to be acceptable to Fannie Mae or Freddie  Mac, the Company  shall  notify the  Purchaser  and the related  Mortgagor,  and shall use its best efforts,  as permitted by applicable  law, to obtain from another  qualified  insurer a replacement  hazard insurance policy  substantially and materially similar in all respects to the original policy.  In no event,  however,  shall a Mortgage Loan be without a hazard  insurance  policy at any time, subject only to Section 4.11 hereof.

         If upon origination of the Mortgage Loan, the related  Mortgaged  Property was located in an area identified  by the Flood  Emergency  Management  Agency as having  special  flood  hazards (and such flood insurance  has been made  available) a flood  insurance  policy  meeting the  requirements  of the current guidelines of the Federal  Insurance  Administration  is in effect with a generally  acceptable  insurance carrier  acceptable to Fannie Mae or Freddie Mac in an amount  representing  coverage  equal to the lesser of (i) the minimum amount required,  under the terms of coverage,  to compensate for any damage or loss on a  replacement  cost basis (or the unpaid  balance of the  mortgage if  replacement  cost  coverage is not available for the type of building  insured) and (ii) the maximum  amount of insurance  which is available under the Flood  Disaster  Protection  Act of 1973,  as  amended.  If at any time  during  the term of the
Mortgage  Loan, the Company  determines in accordance  with  applicable  law that a Mortgaged  Property is located in a special  flood  hazard area and is not covered by flood  insurance or is covered in an amount less than the amount  required by the Flood  Disaster  Protection  Act of 1973,  as  amended,  the Company shall notify the related  Mortgagor that the Mortgagor must obtain such flood insurance  coverage,  and if said Mortgagor  fails to obtain the required flood insurance  coverage  within  forty-five (45) days after such  notification,  the  Company  shall  immediately  force place the  required  flood  insurance  on the
Mortgagor's behalf, as permitted by applicable law.

         If a Mortgage is secured by a unit in a  condominium  project,  the Company shall verify that the coverage required of the owner's association,  including hazard, flood, liability,  and fidelity coverage, is being maintained in accordance with then current Fannie Mae  requirements,  and secure from the owner's association  its agreement to notify the Company  promptly of any change in the  insurance  coverage or of any  condemnation or casualty loss that may have a material effect on the value of the Mortgaged  Property as security.

         In the event that any  Purchaser  or the Company  shall  determine  that the  Mortgaged  Property should be insured  against  loss or damage by hazards and risks not covered by the  insurance  required to be maintained by the Mortgagor  pursuant to the terms of the Mortgage,  the Company shall  communicate and consult  with the  Mortgagor  with  respect to the need for such  insurance  and bring to the  Mortgagor's attention  the  required  amount of coverage for the  Mortgaged  Property  and if the  Mortgagor  does not obtain such coverage, the Company shall immediately force place the required coverage on the Mortgagor'.

         All policies  required  hereunder shall name the Company as loss payee and shall be endorsed with standard or union  mortgagee  clauses,  without  contribution,  which  shall  provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

         The Company shall not interfere with the  Mortgagor's  freedom of choice in selecting  either his insurance  carrier or agent,  provided,  however,  that the  Company  shall not accept any such  insurance policies from insurance  companies  unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the  jurisdiction in which the Mortgaged  Property is located.  The Company shall  determine that such policies  provide  sufficient  risk coverage and amounts,  that they insure the property owner, and that they properly describe the property address.

         Pursuant to Section 4.04,  any amounts  collected by the Company  under any such policies  (other than  amounts to be  deposited  in the Escrow  Account  and  applied to the  restoration  or repair of the related  Mortgaged  Property,  or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor,  in accordance with the Company's  normal  servicing  procedures as specified in Section
4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11      Maintenance of Mortgage Impairment Insurance.

         In the event that the  Company  shall  obtain  and  maintain a blanket  policy  insuring  against losses arising from fire and hazards covered under extended  coverage on all of the Mortgage Loans,  then, to the extent  such  policy  provides  coverage  in an amount  equal to the amount  required  pursuant  to
Section 4.10 and otherwise  complies with all other  requirements  of Section 4.10, it shall  conclusively be deemed to have  satisfied its  obligations  as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket  policy as deemed  necessary  by the Company in  accordance  with  Accepted
Servicing  Practices.  Any amounts  collected by the Company under any such policy  relating to a Mortgage
Loan shall be deposited in the  Custodial  Account  subject to withdrawal  pursuant to Section 4.05.  Such policy may  contain a  deductible  clause,  in which  case,  in the event  that there  shall not have been maintained on the related  Mortgaged  Property a policy  complying with Section 4.10, and there shall have been a loss which would have been  covered by such  policy,  the Company  shall  deposit in the  Custodial
Account at the time of such loss the amount not  otherwise  payable  under the blanket  policy  because of such  deductible  clause,  such amount to be deposited  from the Company's  funds,  without  reimbursement therefor.  Upon request of the  Purchaser,  the Company  shall cause to be  delivered to such  Purchaser a certificate  of insurance and a statement from the insurer  thereunder  that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

Section 4.12      Maintenance of Fidelity Bond and Errors and Omissions Insurance.

         The Company shall maintain with  responsible  companies,  at its own expense,  a blanket Fidelity
Bond and an Errors and Omissions  Insurance  Policy,  with broad  coverage on all  officers,  employees or other Persons acting in any capacity  requiring such Persons to handle funds,  money,  documents or papers relating to the Mortgage  Loans  ("Company  Employees").  Any such  Fidelity Bond and Errors and Omissions
Insurance  Policy shall be in the form of the Mortgage  Banker's Blanket Bond and shall protect and insure the Company  against losses,  including  forgery,  theft,  embezzlement,  fraud,  errors and omissions and negligent acts of such Company  Employees.  Such Fidelity Bond and Errors and Omissions  Insurance  Policy
also shall protect and insure the Company  against losses in connection  with the release or  satisfaction of a Mortgage  Loan without  having  obtained  payment in full of the  indebtedness  secured  thereby.  No provision of this Section 4.12  requiring  such Fidelity Bond and Errors and  Omissions  Insurance  Policy
shall  diminish or relieve the Company  from its duties and  obligations  as set forth in this  Agreement.
The minimum  coverage  under any such bond and  insurance  policy  shall be with a company  acceptable  to
Fannie  Mae or  Freddie  Mac and in  amounts at least  equal to the  amounts  acceptable  to Fannie Mae or
Freddie  Mac.  Upon the  request  of any  Purchaser,  the  Company  shall  cause to be  delivered  to such
Purchaser  a certified  true copy of such  fidelity  bond and  insurance  policy and a statement  from the surety and the insurer that such  fidelity  bond and  insurance  policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

Section 4.13      Inspections.

         If any Mortgage Loan is more than 60 days delinquent,  the Company  immediately shall inspect the
Mortgaged  Property and shall  conduct  subsequent  inspections  in  accordance  with  Accepted  Servicing
Practices  or as may be  required by the  primary  mortgage  guaranty  insurer.  The Company  shall keep a record of each such inspection and shall provide the Purchaser with copies of such upon request.

Section 4.14      Restoration of Mortgaged Property.

         The Company  need not obtain the  approval of the  Purchaser  prior to  releasing  any  Insurance
Proceeds or  Condemnation  Proceeds to the  Mortgagor  to be applied to the  restoration  or repair of the
Mortgaged  Property  if such  release is in  accordance  with  Accepted  Servicing  Practices.  For claims greater than $15,000,  at a minimum the Company  shall comply with the following  conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

         (i)     the  Company  shall  receive  satisfactory  independent  verification  of  completion  of repairs and issuance of any required approvals with respect thereto;

         (ii)    the Company  shall take all steps  necessary  to preserve the priority of the lien of the
                 Mortgage,  including,  but not limited to requiring  waivers  with respect to  mechanics'
                 and materialmen's liens;

         (iii)   the Company shall verify that the Mortgage Loan is not in default; and

         (iv)    pending  repairs or  restoration,  the  Company  shall  place the  Insurance  Proceeds or
                 Condemnation Proceeds in the Escrow Account.

         If the  Purchaser  is named as an  additional  loss  payee,  the Company is hereby  empowered  to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15      Maintenance of PMI Policy; Claims.

         Each  Mortgage Loan has an LTV as indicated on the Mortgage  Loan  Schedule and  Electronic  Data
File.  Except as indicated on the  Electronic  Data File,  with respect to each  Mortgage Loan with an LTV in  excess  of 80% at the time of  origination,  the  Company  shall,  without  any cost to the  Purchaser maintain  or cause the  Mortgagor  to  maintain  in full  force  and  effect a PMI  Policy or LPMI  Policy insuring a portion of the unpaid  principal  balance of the Mortgage Loan as to payment  defaults.  If the
Mortgage  Loan is insured by a PMI Policy for which the  Mortgagor  pays all  premiums,  the coverage will remain  in place  until  (i) the LTV  decreases  to 78% or (ii) the PMI  Policy  is  otherwise  terminated pursuant  to the  Homeowners  Protection  Act of 1998,  12 USC 4901,  et seq.  In the event  that such PMI
Policy  shall be  terminated  other than as  required  by law,  the  Company  shall  obtain  from  another
Qualified Insurer a comparable  replacement  policy, with a total coverage equal to the remaining coverage of such  terminated PMI Policy.  If the insurer shall cease to be a Qualified  Insurer,  the Company shall determine  whether  recoveries under the PMI Policy and LPMI Policy are jeopardized for reasons related to the financial  condition of such insurer,  it being understood that the Company shall in no event have any responsibility  or  liability  for any  failure  to recover  under the PMI Policy or LPMI  Policy for such reason.  If the Company  determines that recoveries are so jeopardized,  it shall notify the Purchaser and the Mortgagor,  if required,  and obtain from another  Qualified  Insurer a replacement  insurance policy.
The Company shall not take any action which would result in  noncoverage  under any  applicable PMI Policy or LPMI  Policy  of any  loss  which,  but  for  the  actions  of the  Company  would  have  been  covered thereunder.  In connection  with any assumption or  substitution  agreement  entered into or to be entered into  pursuant  to Section  6.01,  the Company  shall  promptly  notify the insurer  under the related PMI
Policy or LPMI Policy,  if any, of such  assumption or  substitution  of liability in accordance  with the terms of such PMI Policy or LPMI Policy and shall take all actions  which may be required by such  insurer as a condition to the  continuation  of coverage under such PMI Policy or LPMI Policy.  If such PMI Policy is terminated  as a result of such  assumption or  substitution  of liability,  the Company shall obtain a replacement PMI Policy or LPMI Policy as provided above.

         In connection  with its  activities as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the  insurer  under any PMI Policy in a timely  fashion in accordance  with the  terms of such PMI  Policy  and,  in this  regard,  to take  such  action as shall be necessary to permit  recovery  under any PMI Policy  respecting  a defaulted  Mortgage  Loan.  Pursuant to
Section  4.04,  any  amounts  collected  by the Company  under any PMI Policy  shall be  deposited  in the
Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16      Title, Management and Disposition of REO Property.

         In the event that title to any Mortgaged  Property is acquired in  foreclosure or by deed in lieu of  foreclosure,  the deed or certificate  of sale shall be taken in the name of the Purchaser,  or in the event the  Purchaser is not  authorized or permitted to hold title to real property in the state where the
REO Property is located,  or would be adversely  affected  under the "doing  business" or tax laws of such state by so holding  title,  the deed or  certificate of sale shall be taken in the name of such Person or
Persons as shall be consistent  with an Opinion of Counsel  obtained by the Company from any attorney duly licensed to practice  law in the state where the REO  Property is located.  The Person or Persons  holding such  title  other  than the  Purchaser  shall  acknowledge  in  writing  that such title is being held as nominee for the Purchaser.

         The  Purchaser  shall  have the  option to manage  and  operate  the REO  Property  provided  the
Purchaser  gives written  notice of its intention to do so within thirty (30) days after such REO Property is acquired in  foreclosure  or by deed in lieu of  foreclosure.  The election by the  Purchaser to manage the REO Property  shall not  constitute  a  termination  of any rights of the Company  pursuant to Section
11.02.  Upon the  Company's  receipt of such  written  notice,  it shall be relived of any  obligation  to manage,  conserve,  protect,  operate,  dispose or sell the Mortgaged  Property for the Purchaser,  or its designee.  All such  duties  will  become  the  obligation  of the  Purchaser,  or its  designee.  In such connection,  upon the Mortgaged Property being acquired on behalf of the Purchaser,  or its designee,  the
Company shall fully cooperate with Purchaser to transfer  management of the REO Property to Purchaser,  or its designee,  and shall  immediately  submit a statement of expenses to the  Purchaser for  reimbursement
within  30  days  for  all  Monthly  Advances  and  Servicing  Advances.   If  Company  does  not  receive
reimbursement  of such  expenses  from the  Purchaser  within the 30-days of the  statement  of  expenses,
Company shall be permitted to withdraw such amount from the Custodial Account pursuant to Section 4.05.

         In the event the Purchaser  does not elect to manage an REO  Property,  the Company shall manage, conserve and protect the related REO Property for the  Purchaser.  The Company,  either  itself or through an agent  selected  by the  Company,  shall  manage the REO  Property  in the same manner that it manages, conserves,  protects and operates other  foreclosed  property for its own account,  and in the same manner that similar  property in the same  locality as the REO Property is managed.  The Company shall attempt to sell the same  (and may  temporarily  rent the same for a period  not  greater  than one  year,  except as otherwise  provided  below) on such terms and  conditions  as the Company deems to be in the best interest of the Purchaser.

         The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall  sell such REO  Property  in any  event  within  one year  after  title  has been  taken to such REO
Property,  unless (i) a REMIC election has not been made with respect to the  arrangement  under which the
Mortgage  Loans and the REO Property are held, and (ii) the Company  determines,  and gives an appropriate notice to the Purchaser to such effect,  that a longer period is necessary for the orderly  liquidation of such REO  Property.  If a period  longer than one year is permitted  under the  foregoing  sentence and is necessary  to sell any REO  Property,  (i) the Company  shall  report  monthly to the  Purchaser as to the progress  being made in selling such REO Property and (ii) if, with the written  consent of the Purchaser, a purchase money mortgage is taken in connection  with such sale,  such purchase money mortgage shall name the Company as mortgagee,  and such purchase money mortgage shall not be held pursuant to this  Agreement, but instead a separate  participation  agreement  among the Company and  Purchaser  shall be entered  into with respect to such purchase money mortgage.

         The Company  shall also  maintain on each REO Property  fire and hazard  insurance  with extended coverage in amount which is at least equal to the maximum  insurable value of the  improvements  which are a part of such property,  liability  insurance and, to the extent  required and available  under the Flood
Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

         The  disposition  of REO  Property  shall be carried out by the  Company at such price,  and upon such  terms and  conditions,  as the  Company  deems to be in the best  interests  of the  Purchaser.  The proceeds of sale of the REO Property  shall be promptly  deposited in the  Custodial  Account.  As soon as practical  thereafter the expenses of such sale shall be paid and the Company shall  reimburse  itself for any related  unreimbursed  Servicing  Advances,  unpaid  Servicing  Fees and  unreimbursed  advances  made pursuant to Section 5.03. On the Remittance Date  immediately  following the Principal  Prepayment  Period in which such sale  proceeds are received the net cash  proceeds of such sale  remaining in the  Custodial
Account shall be distributed to the Purchaser.

         The Company  shall  withdraw the  Custodial  Account  funds  necessary  for the proper  operation management and  maintenance of the REO Property,  including the cost of maintaining  any hazard  insurance pursuant to Section 4.10 and the fees of any managing  agent of the Company,  or the Company  itself.  The
Company shall make monthly  distributions  on each  Remittance  Date to the Purchaser of the net cash flow from the REO  Property  (which  shall  equal the  revenues  from  such REO  Property  net of the  expenses described in the Section 4.16 and of any reserves  reasonably  required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17      Real Estate Owned Reports.

         Together with the  statement  furnished  pursuant to Section  5.02,  the Company shall furnish to the  Purchaser on or before the  Remittance  Date each month a statement  with respect to any REO Property covering  the  operation  of such REO  Property  for the  previous  month  and the  Company's  efforts  in connection  with the sale of such REO Property and any rental of such REO Property  incidental to the sale thereof for the previous  month.  That statement  shall be  accompanied  by such other  information as the
Purchaser shall reasonably request.

Section 4.18      Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged  Property or the acquisition  thereof by the Purchaser pursuant  to a deed in lieu of  foreclosure,  the Company  shall  submit to the  Purchaser  a  liquidation report with respect to such Mortgaged Property.

Section 4.19      Reports of Foreclosures and Abandonments of Mortgaged Property.

         Following  the  foreclosure  sale or  abandonment  of any Mortgaged  Property,  the Company shall report such  foreclosure  or  abandonment  as required  pursuant to Section 6050J of the Code. The Company shall file  information  reports with respect to the receipt of mortgage  interest  received in a trade or business and information  returns  relating to  cancellation  of  indebtedness  income with respect to any
Mortgaged  Property as required by the Code.  Such reports  shall be in form and  substance  sufficient to meet the reporting requirements imposed by the Code.

Section 4.20      Application of Buydown Funds.

         With respect to each Buydown  Mortgage  Loan,  the Company shall have  deposited  into the Escrow
Account,  no later  than the last day of the  month,  Buydown  Funds in an amount  equal to the  aggregate undiscounted  amount of payments  that,  when added to the amount the  Mortgagor on such  Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown  Agreement,  is equal to the full  scheduled  Monthly  Payments  which are required to be paid by the Mortgagor  under the terms of the related  Mortgage Note (without regard to the related  Buydown  Agreement as if the Mortgage Loan were not subject to the terms of the Buydown  Agreement).  With respect to each Buydown  Mortgage Loan, the Company will  distribute to the Purchaser on each  Remittance  Date an amount of Buydown Funds equal to the amount that,  when added to the amount  required  to be paid on such date by the related  Mortgagor,  pursuant to and in  accordance  with the  related  Buydown  Agreement,  equals  the full  Monthly  Payment  that would otherwise be required to be paid on such  Mortgage  Loan by the related  Mortgagor  under the terms of the related  Mortgage  Note (as if the Mortgage Loan were not a Buydown  Mortgage  Loan and without  regard to the related Buydown Agreement).

         If the  Mortgagor on a Buydown  Mortgage  Loan  defaults on such Mortgage Loan during the Buydown
Period and the Mortgaged  Property securing such Buydown Mortgage Loan is sold in the liquidation  thereof
(either by the Company or the insurer under any related  Primary  Insurance  Policy) the Company shall, on the Remittance Date following the date upon which  Liquidation  Proceeds or REO  Disposition  proceeds are received  with respect to any such Buydown  Mortgage  Loan,  distribute  to the  Purchaser  all  remaining
Buydown  Funds for such  Mortgage  Loan then  remaining  in the Escrow  Account.  Pursuant to the terms of each Buydown  Agreement,  any amounts  distributed  to the  Purchaser  in  accordance  with the  preceding sentence  will be applied to reduce the  outstanding  principal  balance of the related  Buydown  Mortgage
Loan. If a Mortgagor on a Buydown  Mortgage  Loan prepays such  Mortgage  Loan in its entirety  during the related  Buydown  Period,  the Company shall be required to withdraw  from the Escrow  Account any Buydown
Funds  remaining in the Escrow Account with respect to such Buydown  Mortgage Loan in accordance  with the related  Buydown  Agreement.  If a principal  prepayment by a Mortgagor on a Buydown  Mortgage Loan during the related Buydown  Period,  together with any Buydown Funds then remaining in the Escrow Account related to such Buydown  Mortgage  Loan,  would result in a principal  prepayment of the entire  unpaid  principal balance of the Buydown  Mortgage  Loan,  the Company shall  distribute to the Purchaser on the  Remittance
Date  occurring  in the month  immediately  succeeding  the month in which such  Principal  Prepayment  is received,  all Buydown Funds related to such  Mortgage Loan so remaining in the Escrow  Account,  together with any amounts required to be deposited into the Custodial Account.

Section 4.21      Notification of Adjustments.

         With  respect to each  adjustable  rate  Mortgage  Loan,  the Company  shall  adjust the Mortgage
Interest  Rate on the related  Interest  Rate  Adjustment  Date in  compliance  with the  requirements  of applicable  law and the related  Mortgage and Mortgage  Note.  The Company  shall  execute and deliver any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and
Mortgage  regarding  the Mortgage  Interest  Rate  adjustments.  Upon the  discovery by the Company or the receipt of notice from the  Purchaser  that the Company has failed to adjust a Mortgage  Interest  Rate in accordance  with the terms of the related  Mortgage  Note,  the Company shall  immediately  deposit in the
Custodial  Account from its own funds the amount of any  interest  loss or deferral  caused the  Purchaser thereby.

Section 4.22      Confidentiality/Protection of Customer Information.

         The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the
Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616
(the "Interagency Guidelines"), if applicable.  For purposes of this Section 4.22, the term "Customer
Information" shall have the meaning assigned to it in the Interagency Guidelines.

Section 4.23      Fair Credit Reporting Act

         The Company,  in its capacity as servicer for each Mortgage  Loan,  agrees to fully  furnish,  in accordance  with the Fair Credit  Reporting Act and its  implementing  regulations,  accurate and complete information  (e.g.,  favorable  and  unfavorable)  on its borrower  credit files to Equifax,  Experian and
Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.
Section 4.24      Establishment of and Deposits to Subsidy Account.

         The Company shall  segregate and hold all Subsidy Funds  collected and received  pursuant to the
Subsidy  Loans  separate and apart from any of its own funds and general  assets and shall  establish and maintain one or more Subsidy  Accounts,  in the form of time deposit or demand  accounts,  titled  "Wells
Fargo Bank, N.A., in trust for the Purchaser,  its successors or assigns, and/or subsequent purchasers of residential  Mortgage Loans,  and various  Mortgagors."  The Subsidy Account shall be an eligible deposit account established with an eligible institution.

         The Company shall, from time to time,  withdraw funds from the Subsidy Account for the following purposes:

                  (i)      to deposit in the Custodial  Account in the amounts and in the manner  provided for in Section 4.04(xi);

                  (ii)     to transfer funds to another  eligible  institution in accordance  with Section
                           4.09 hereof;

                  (iii)    to withdraw funds deposited in error; and

                  (iv)     to clear  and  terminate  the  Subsidy  Account  upon the  termination  of this
                           Agreement.
         Notwithstanding  anything to the contrary  elsewhere in this  Agreement,  the Company may employ the Escrow  Account as the Subsidy  Account to the extent that the Company can  separately  identify  any
Subsidy Funds deposited therein.

Section 4.25      Use of Subservicers and Subcontractors.

         The Company shall not hire or otherwise  utilize the services of any  Subservicer  to fulfill any of the  obligations  of the  Company  under this  Agreement  or any  Reconstitution  Agreement  unless the
Company  complies with the  provisions  of paragraph (a) of this Section 4.25.  The Company shall not hire or otherwise  utilize the services of any  Subcontractor,  and shall not permit any Subservicer to hire or otherwise  utilize the services of any  Subcontractor,  to fulfill any of the  obligations  of the Company under this Agreement or any  Reconstitution  Agreement  unless the Company complies with the provisions of paragraph (b) of this Section 4.25.

         (a)      It shall not be  necessary  for the Company to seek the consent of the  Purchaser or any
         Depositor to the utilization of any  Subservicer.  The Company shall cause any  Subservicer  used by the Company (or by any  Subservicer)  for the benefit of the  Purchaser  and any  Depositor to comply with the  provisions  of this Section 4.25 and with  Sections  6.04,  6.06,  9.01(e)(iii),
         9.01(e)(v)  and  9.01(f) of this  Agreement  to the same extent as if such  Subservicer  were the
         Company,  and to provide the information  required with respect to such Subservicer under Section
         9.01(e)(iv)  of this  Agreement.  The  Company  shall be  responsible  for  obtaining  from  each
         Subservicer and delivering to the Purchaser and any Depositor any servicer  compliance  statement required  to be  delivered  by  such  Subservicer  under  Section  6.04  and  any  assessment  of compliance and attestation  required to be delivered by such  Subservicer  under Section 6.06 and any  certification  required to be delivered to the Person that will be  responsible  for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

         (b)      It shall not be  necessary  for the Company to seek the consent of the  Purchaser or any
         Depositor to the  utilization  of any  Subcontractor.  The Company  shall  promptly  upon request provide to the Purchaser and any  Depositor (or any designee of the  Depositor,  such as a master servicer or  administrator)  a written  description  (in form and substance  satisfactory  to the
         Purchaser  and such  Depositor)  of the role and function of each  Subcontractor  utilized by the
         Company or any Subservicer,  specifying (i) the identity of each such  Subcontractor,  (ii) which
         (if  any) of such  Subcontractors  are  "participating  in the  servicing  function"  within  the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in assessments of compliance  provided by each Subcontractor  identified pursuant to clause (ii) of this paragraph.

         As a condition to the utilization of any  Subcontractor  determined to be  "participating  in the servicing  function"  within the meaning of Item 1122 of  Regulation  AB, the Company shall cause any such
Subcontractor  used by the  Company  (or by any  Subservicer)  for the  benefit of the  Purchaser  and any
Depositor  to comply with the  provisions  of  Sections  6.06 and  9.01(f) of this  Agreement  to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for obtaining from each  Subcontractor  and  delivering to the Purchaser and any Depositor any  assessment of compliance  and attestation  required to be delivered by such  Subcontractor  under Section 6.06, in each case as and when required to be delivered.

                                                ARTICLE V

                                          PAYMENTS TO PURCHASER

Section 5.01      Remittances.

         On each Remittance  Date the Company shall remit by wire transfer of immediately  available funds to the  Purchaser (a) all amounts  deposited in the  Custodial  Account as of the close of business on the
Determination  Date (net of charges against or withdrawals from the Custodial  Account pursuant to Section
4.05),  plus (b) all amounts,  if any,  which the Company is obligated to  distribute  pursuant to Section
5.03,  minus  (c) any  amounts  attributable  to  Principal  Prepayments  received  after  the  applicable
Principal  Prepayment  Period which amounts shall be remitted on the following  Remittance Date,  together with any additional  interest  required to be deposited in the Custodial  Account in connection  with such
Principal  Prepayment  in  accordance  with  Section  4.04(viii);  minus (d) any amounts  attributable  to
Monthly  Payments  collected  but due on a Due Date or Dates  subsequent  to the first day of the month of the  Remittance  Date,  and  minus  (e) any  amounts  attributable  to  Buydown  Funds  being  held in the
Custodial  Account,  which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

         With respect to any  remittance  received by the  Purchaser  after the Business Day on which such payment was due,  the Company  shall pay to the  Purchaser  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three percentage  points, but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the  Business  Day such  payment  was due and ending with the
Business  Day on which such payment is made to the  Purchaser,  both  inclusive.  Such  interest  shall be remitted by wire transfer of immediately  available  funds within one Business Day following  agreement by the  Purchaser  and the Company of the  penalty  amount.  The payment by the Company of any such  interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02      Statements to Purchaser.

         Not later  than the  Remittance  Date,  the  Company  shall  furnish to the  Purchaser  a monthly remittance  advice in the standard  form of  electronic  Alltel® file, as to the period ending on the last day of the preceding  month.  If requested by the Purchaser  prior to the related  Closing Date, the first monthly  remittance  advice due to the  Purchaser  following  such  Closing Date shall be furnished by the
12th calendar day, or if such day is not a Business Day, then the preceding Business Day.

Section 5.03      Monthly Advances by Company.

         On the Business Day  immediately  preceding  each  Remittance  Date, the Company shall deposit in the Custodial  Account from its own funds or from amounts held for future  distribution an amount equal to all Monthly  Payments (with interest  adjusted to the Mortgage Loan Remittance Rate) which were due on the
Mortgage  Loans during the  applicable  Due Period and which were  delinquent  at the close of business on the  immediately  preceding  Determination  Date or which were  deferred  pursuant  to Section  4.01.  Any amounts  held for future  distribution  and so used  shall be  replaced  by the  Company by deposit in the
Custodial  Account on or before  any  future  Remittance  Date if funds in the  Custodial  Account on such
Remittance  Date shall be less than  payments  to the  Purchaser  required  to be made on such  Remittance
Date.  The  Company's  obligation  to make such  Monthly  Advances as to any Mortgage  Loan will  continue through the last  Monthly  Payment due prior to the payment in full of the Mortgage  Loan,  or through the last  Remittance Date prior to the Remittance  Date for the  distribution of all Liquidation  Proceeds and other payments or recoveries  (including REO Disposition  Proceeds,  Insurance  Proceeds and  Condemnation
Proceeds) with respect to the Mortgage Loan;  provided,  however,  that such obligation shall cease if the
Company determines,  in its sole reasonable opinion,  that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation  Proceeds,  Insurance Proceeds,  REO Disposition Proceeds,
Condemnation  Proceeds,  or otherwise  with respect to a particular  Mortgage  Loan. In the event that the
Company  determines  that any such advances are  non-recoverable,  the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

                                                ARTICLE VI

                                       GENERAL SERVICING PROCEDURES

Section 6.01      Transfers of Mortgaged Property.

         The Company shall use its best efforts to enforce any  "due-on-sale"  provision  contained in any
Mortgage or Mortgage Note and to deny  assumption  by the Person to whom the  Mortgaged  Property has been or is about to be sold  whether by absolute  conveyance  or by  contract  of sale,  and whether or not the
Mortgagor  remains  liable on the Mortgage and the Mortgage  Note.  When the  Mortgaged  Property has been conveyed  by the  Mortgagor,  the  Company  shall,  to the  extent it has  knowledge  of such  conveyance, immediately  notify the  Purchaser  and exercise its rights to  accelerate  the maturity of such  Mortgage
Loan under the "due-on-sale"  clause applicable  thereto,  provided,  however,  that the Company shall not exercise  such rights if  prohibited  by law from doing so or if the  exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

         If  the  Company  reasonably  believes  it  is  unable  under  applicable  law  to  enforce  such
"due-on-sale"  clause, the Company shall enter into (i) an assumption and modification  agreement with the
Person to whom such property has been  conveyed,  pursuant to which such Person  becomes  liable under the
Mortgage  Note and the  original  Mortgagor  remains  liable  thereon or (ii) in the event the  Company is unable under  applicable law to require that the original  Mortgagor remain liable under the Mortgage Note and the  Company  has the prior  consent of the primary  mortgage  guaranty  insurer,  a  substitution  of liability  agreement  with  the  purchaser  of the  Mortgaged  Property  pursuant  to which  the  original
Mortgagor is released  from  liability  and the  purchaser of the  Mortgaged  Property is  substituted  as
Mortgagor and becomes  liable under the Mortgage  Note.  If an assumption  fee is collected by the Company for  entering  into an  assumption  agreement  the fee  will be  retained  by the  Company  as  additional servicing  compensation.  In  connection  with any such  assumption,  neither the Mortgage  Interest  Rate borne by the related  Mortgage Note, the term of the Mortgage Loan, the  outstanding  principal  amount of the Mortgage Loan nor any other materials terms shall be changed without Purchaser's consent.

         To the extent that any Mortgage Loan is assumable,  the Company  shall  inquire  diligently  into the credit worthiness of the proposed  transferee,  and shall use the underwriting  criteria for approving the credit of the proposed  transferee  which are used with respect to underwriting  mortgage loans of the same  type  as  the  Mortgage  Loans.  If the  credit  of the  proposed  transferee  does  not  meet  such underwriting  criteria,  the Company  diligently  shall,  to the extent  permitted  by the Mortgage or the
Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02      Satisfaction of Mortgages and Release of Mortgage Loan Documents.

         Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification that payment in full will be escrowed in a manner  customary for such  purposes,  the Company shall notify the Purchaser in the Monthly  Remittance  Advice as provided in Section 5.02,  and may request the release of any Mortgage Loan Documents.

         If the Company  satisfies or releases a Mortgage  without first having  obtained  payment in full of the  indebtedness  secured by the  Mortgage or should the Company  otherwise  prejudice  any rights the
Purchaser  may have under the mortgage  instruments,  upon written  demand of the  Purchaser,  the Company shall  repurchase the related  Mortgage Loan at the Repurchase  Price by deposit  thereof in the Custodial
Account  within 2 Business Days of receipt of such demand by the  Purchaser.  The Company  shall  maintain the Fidelity Bond and Errors and Omissions  Insurance  Policy as provided for in Section 4.12 insuring the
Company  against any loss it may sustain  with respect to any Mortgage  Loan not  satisfied in  accordance with the procedures set forth herein.

Section 6.03      Servicing Compensation.

         As compensation  for its services  hereunder,  the Company shall be entitled to withdraw from the
Custodial  Account or to retain from interest  payments on the Mortgage  Loans the amount of its Servicing
Fee.  The  Servicing  Fee shall be payable  monthly and shall be computed on the basis of the  outstanding principal  balance and for the period  respecting which any related interest payment on a Mortgage Loan is computed.  The  obligation of the  Purchaser to pay the  Servicing  Fee is limited to, and payable  solely from, the interest portion of such Monthly Payments.

         Additional  servicing  compensation  in the form of assumption  fees,  to the extent  provided in
Section 6.01,  and late payment  charges shall be retained by the Company to the extent not required to be deposited in the Custodial  Account.  The Company shall be required to pay all expenses  incurred by it in connection  with its servicing  activities  hereunder and shall not be entitled to  reimbursement  thereof except as specifically provided for herein.

Section 6.04      Annual Statements as to Compliance.

         (i)      The  Company  shall  deliver  to the  Purchaser,  on or before  February  28,  2006,  an
Officer's  Certificate,  stating that (x) a review of the  activities of the Company  during the preceding calendar  year and of  performance  under this  Agreement or similar  agreements  has been made under such officer's  supervision,  and (y) to the  best of such  officer's  knowledge,  based  on such  review,  the
Company has fulfilled all its  obligations  under this  Agreement  throughout  such year, or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default  known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

         (ii)     On or before  March 1 of each  calendar  year,  commencing  in 2007,  the Company  shall deliver to the Purchaser  and any Depositor a statement of compliance  addressed to the Purchaser and such
Depositor  and signed by an  authorized  officer of the  Company,  to the effect  that (a) a review of the
Company's  activities during the immediately  preceding  calendar year (or applicable portion thereof) and of its performance  under this Agreement and any applicable  Reconstitution  Agreement  during such period has been made under such officer's  supervision,  and (b) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its obligations  under this Agreement and any applicable
Reconstitution  Agreement in all material  respects  throughout such calendar year (or applicable  portion thereof)  or, if there  has been a  failure  to  fulfill  any such  obligation  in any  material  respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 6.05      Annual Independent Public Accountants' Servicing Report.

         Except with respect to Securitization  Transactions  occurring on or after January 1, 2006, on or before  February  28,  2006,  the  Company,  at its  expense,  shall  cause a firm of  independent  public accountants  which is a member of the  American  Institute of Certified  Public  Accountants  to furnish a statement  to each  Purchaser  to the effect that such firm has  examined  certain  documents  and records relating to the  servicing  of the mortgage  loans  similar in nature and that such firm is of the opinion that the  provisions  of this or similar  agreements  have been complied  with,  and that, on the basis of such examination  conducted  substantially in compliance with the Single Attestation  Program for Mortgage
Bankers,  nothing  has come to their  attention  which would  indicate  that such  servicing  has not been conducted  in  compliance  therewith,  except for (i) such  exceptions  as such firm  shall  believe to be immaterial,  and (ii)  such  other  exceptions  as shall be set  forth  in such  statement.  By  providing
Purchaser  a  copy  of  a  Uniform  Single  Attestation  Program  Report  from  their  independent  public accountant's  on an annual basis,  Company shall be considered  to have  fulfilled its  obligations  under this Section 6.05.

Section 6.06      Report on Assessment of Compliance and Attestation.

         With  respect  to any  Mortgage  Loans  that  are the  subject  of a  Securitization  Transaction occurring on or before March 1 of each calendar year, commencing in 2007, the Company shall:

         (i)      deliver to the Purchaser  and any  Depositor a report (in form and substance  reasonably satisfactory  to the Purchaser and such  Depositor)  regarding the Company's  assessment of compliance  with the Servicing  Criteria during the  immediately  preceding  calendar year,  as required  under Rules  13a-18 and 15d-18 of the  Exchange Act and Item 1122 of
                  Regulation  AB. Such report shall be addressed to the Purchaser  and such  Depositor and signed by an  authorized  officer of the Company and shall address each of the Servicing
                  Criteria specified on a certification substantially in the form of Exhibit D hereto;

         (ii)     deliver to the Purchaser and any  Depositor a report of a registered  public  accounting firm  reasonably  acceptable to the Purchaser  and such  Depositor  that attests to, and reports on, the assessment of compliance  made by the Company and delivered  pursuant to
                  the  preceding   paragraph.   Such  attestation   shall  be  in  accordance  with  Rules
                  1-02(a)(3)  and 2-02(g) of  Regulation  S-X under the  Securities  Act and the  Exchange
                  Act;

         (iii)    cause each  Subservicer and each  Subcontractor,  determined by the Company  pursuant to
                  Section 425(b) to be  "participating  in the servicing  function"  within the meaning of
                  Item  1122 of  Regulation  AB,  to  deliver  to the  Purchaser  and  such  Depositor  an
                  assessment  of  compliance  and  accountants'   attestation  as  and  when  provided  in
                  paragraphs (a) and (b) of this Section 6.06; and

         (iv)     deliver to the  Purchaser,  any Depositor and any other Person that will be  responsible for signing the certification (a "Sarbanes  Certification")  required by Rules 13a-14(d)
                  and  15d-14(d)  under the  Exchange Act  (pursuant to Section 302 of the  Sarbanes-Oxley
                  Act of 2002) on  behalf of an  asset-backed  issuer  with  respect  to a  Securitization
                  Transaction a certification in the form attached hereto as Exhibit E.

         The  Company  acknowledges  that the  parties  identified  in clause  (iv)  above may rely on the certification  provided by the Company  pursuant  to such clause in signing a Sarbanes  Certification  and filing such with the Commission.

Section 6.07      Remedies.

         (i)      Any failure by the  Company,  any  Subservicer,  any  Subcontractor  or any  Third-Party
Originator to deliver any information,  report, certification,  accountants' letter or other material when and as  required  under  Article 9,  Section  6.04,  Section  6.05 or Section  6.06,  or any breach by the
Company of a representation  or warranty set forth in Section  9.01(e)(iv)(A),  or in a writing  furnished pursuant  to  Section  9.01(e)(iv)(B)  and made as of a date  prior  to the  closing  date of the  related
Securitization  Transaction,  to the extent that such  breach is not cured by such  closing  date,  or any breach by the  Company  of a  representation  or  warranty  in a writing  furnished  pursuant  to  Section
9.01(e)(iv)(B)  to the  extent  made as of a date  subsequent  to such  closing  date,  shall,  except  as provided in sub-clause  (ii) of this  Section,  immediately  and  automatically,  without  notice or grace period,  constitute  an Event of  Default  with  respect  to the  Company  under  this  Agreement  and any applicable  Reconstitution  Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole  discretion to terminate the rights and  obligations  of the Company as servicer under this Agreement and/or  any  applicable  Reconstitution  Agreement  without  payment  (notwithstanding  anything  in  this
Agreement  or any  applicable  Reconstitution  Agreement  to the  contrary)  of  any  compensation  to the
Company;  provided  that to the  extent  than  any  provision  of this  Agreement  and/or  any  applicable
Reconstitution  Agreement  expressly provides for the survival of certain rights or obligations  following termination of the Company as servicer, such provision shall be given effect.

         (ii)     Any  failure by the  Company,  any  Subservicer  or any  Subcontractor  to  deliver  any information,  report,  certification  or  accountants'  letter when and as required  under  Section  6.04,
Section  6.05 or  Section  6.06,  including  any  failure  by the  Company  to  identify  any  Subcontract
"participating  in the  servicing  function"  within the  meaning  of Item 1122 of  Regulation  AB,  which continues  unremedied  for ten (10)  calendar  days  after  the date on which  such  information,  report, certification  or accountants'  letter was required to be delivered  shall  constitute an Event of Default with respect to the Company under this Agreement and any applicable  Reconstitution  Agreement,  and shall entitle the  Purchaser or Depositor,  as  applicable,  in its sole  discretion to terminate the rights and obligations of the Company under this Agreement  and/or any applicable  Reconstitution  Agreement  without payment  (notwithstanding  anything in this Agreement to the contrary) of any compensation to the Company;
provided  that to the extent that any provision of this  Agreement  and/or any  applicable  Reconstitution
Agreement  expressly provides for the survival of certain rights or obligations  following  termination of the Company as servicer, such provision shall be given effect.

         (iii)    The Company shall  promptly  reimburse the Purchaser (or any designee of the  Purchaser, such as a master servicer) and any Depositor,  as applicable,  for all reasonable expenses incurred by the
Purchaser (or such designee) or such Depositor,  as such are incurred,  in connection with the termination of the Company as servicer and the transfer of  servicing of the Mortgage  Loans to a successor  servicer.
The provisions of this paragraph  shall not limit whatever  rights the Purchaser or any Depositor may have under other  provisions of this  Agreement  and/or any applicable  Reconstitution  Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.08      Right to Examine Company Records.

         The  Purchaser,  or its  designee,  shall have the right to examine  and audit any and all of the books,  records,  or other  information  of the Company,  whether held by the Company or by another on its behalf,  with respect to or concerning this Agreement or the Mortgage  Loans,  during business hours or at such other times as may be reasonable  under  applicable  circumstances,  upon reasonable  advance notice.
The Purchaser shall pay its own expenses associated with such examination.

Section 6.09      Compliance with REMIC Provisions.

         If a REMIC  election  has been made with  respect to the  arrangement  under  which the  Mortgage
Loans and REO  Property  are held,  the  Company  shall not take any  action,  cause the REMIC to take any action or fail to take (or fail to cause to be taken)  any action  that,  under the REMIC  Provisions,  if taken or not  taken,  as the case may be,  could (i)  endanger  the status of the REMIC as a REMIC or (ii)
result in the  imposition  of a tax upon the REMIC  (including  but not limited to the tax on  "prohibited transactions"  as defined  Section  860(a)(2)  of the Code and the tax on  "contributions"  to a REMIC set forth in Section  860(d) of the Code)  unless  the  Company  has  received  an Opinion of Counsel  (at the expense of the party  seeking to take such  action) to the effect  that the  contemplated  action will not endanger such REMIC status or result in the imposition of any such tax.

                                               ARTICLE VII

                                           COMPANY TO COOPERATE

Section 7.01      Provision of Information.

         During the term of this  Agreement,  the Company shall furnish to the  Purchaser  such  periodic, special,  or other  reports or  information,  and copies or  originals of any  documents  contained in the
Servicing File for each Mortgage Loan provided for herein.  All other special  reports or information  not provided for herein as shall be necessary,  reasonable,  or  appropriate  with respect to the Purchaser or any  regulatory  agency  will be provided at the  Purchaser's  expense.  All such  reports,  documents  or information  shall be provided by and in accordance with all reasonable  instructions and directions which the Purchaser may give.

         The  Company  shall  execute and  deliver  all such  instruments  and take all such action as the
Purchaser may  reasonably  request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02      Financial Statements; Servicing Facility.

         In  connection  with  marketing  the  Mortgage  Loans,  the  Purchaser  may make  available  to a prospective  Purchaser a  Consolidated  Statement  of  Operations  of the  Company  for the most  recently completed  two (2)  fiscal  years for which  such a  statement  is  available,  as well as a  Consolidated
Statement of Condition at the end of the last two fiscal years covered by such  Consolidated  Statement of
Operations.  The Company also shall make  available any  comparable  interim  statements to the extent any such  statements  have been  prepared by or on behalf of the Company  (and are  available  upon request to members or stockholders of the Company or to the public at large).

         The Company  also shall make  available to Purchaser  or  prospective  Purchaser a  knowledgeable financial or accounting  officer for the purpose of answering  questions  respecting  recent  developments affecting  the  Company  or the  financial  statements  of the  Company,  and to  permit  any  prospective purchaser to inspect the Company's  servicing  facilities for the purpose of satisfying  such  prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                               ARTICLE VIII

                                               THE COMPANY

Section 8.01      Indemnification; Third Party Claims.

         The Company  shall  indemnify  the  Purchaser  and hold it  harmless  against any and all claims, losses, damages,  penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs, judgments,  and any other costs,  fees and expenses  that the  Purchaser may sustain in any way related to the  failure of the Company to perform its duties and  service  the  Mortgage  Loans in strict  compliance with the terms of this Agreement.  The Company  immediately  shall notify the Purchaser if a claim is made by a third party with  respect to this  Agreement or the Mortgage  Loans,  assume (with the prior  written consent of the  Purchaser)  the defense of any such claim and pay all  expenses in  connection  therewith, including  counsel  fees,  and  promptly  pay,  discharge  and satisfy any judgment or decree which may be entered  against it or the  Purchaser  in respect of such  claim.  The  Company  shall  follow any written instructions  received from the  Purchaser in connection  with such claim.  The Purchaser  promptly  shall reimburse the Company for all amounts  advanced by it pursuant to the preceding  sentence  except when the claim is in any way related to the Company's  indemnification  pursuant to Section 3.03, or the failure of the Company to service and  administer  the  Mortgage  Loans in strict  compliance  with the terms of this
Agreement.

Section 8.02      Merger or Consolidation of the Company.

         The Company shall keep in full effect its  existence,  rights and franchises and shall obtain and preserve its  qualification  to do business in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this  Agreement or any of the Mortgage  Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or  consolidated,  or any  corporation  resulting from any  merger,  conversion  or  consolidation  to which the  Company  shall be a party,  or any  Person succeeding to the business of the Company,  shall be the successor of the Company  hereunder,  without the execution  or filing of any paper or any further act on the part of any of the  parties  hereto,  anything herein to the contrary  notwithstanding,  provided,  however, that the successor or surviving Person shall be an  institution  which is a Fannie  Mae/Freddie  Mac-approved  company in good  standing  and has a net worth of no less  than  $25  million.  Furthermore,  in the  event  the  Company  transfers  or  otherwise disposes of all or  substantially  all of its assets to an affiliate of the Company,  such affiliate shall satisfy the  condition  above,  and shall also be fully liable to the  Purchaser  for all of the Company's obligations and liabilities hereunder.

Section 8.03      Limitation on Liability of Company and Others.

         Neither  the  Company  nor any of the  directors,  officers,  employees  or agents of the Company shall be under any liability to the Purchaser  for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment,  provided,  however, that this  provision  shall not  protect the Company or any such  Person  against any breach of  warranties  or representations  made  herein,  or  failure to  perform  its  obligations  in strict  compliance  with any standard of care set forth in this  Agreement  or any other  liability  which would  otherwise  be imposed under this  Agreement.  The Company and any director,  officer,  employee or agent of the Company may rely in good faith on any  document of any kind prima  facie  properly  executed  and  submitted  by any Person respecting  any matters  arising  hereunder.  The Company shall not be under any  obligation to appear in, prosecute or defend any legal action which is not  incidental to its duties to service the Mortgage  Loans in  accordance  with this  Agreement  and which in its opinion may involve it in any expense or liability, provided,  however,  that the Company may,  with the consent of the  Purchaser,  undertake any such action which it may deem  necessary or desirable  in respect to this  Agreement  and the rights and duties of the parties hereto.  In such event, the Company shall be entitled to  reimbursement  from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.04      Limitation on Resignation and Assignment by Company.

         The Purchaser has entered into this  Agreement  with the Company and  subsequent  Purchaser  will
purchase  the  Mortgage  Loans  in  reliance  upon  the  independent  status  of  the  Company,   and  the
representations  as  to  the  adequacy  of  its  servicing  facilities,   plant,  personnel,  records  and
procedures,  its integrity,  reputation and financial standing,  and the continuance  thereof.  Therefore, the Company shall neither assign this Agreement or the servicing  rights  hereunder or delegate its rights or duties  hereunder  (other than  pursuant to Section  4.01) or any portion  hereof or sell or  otherwise dispose of all of its  property  or assets  without  the prior  written  consent of the  Purchaser,  which consent shall not be unreasonably withheld.

         The  Company  shall not resign from the  obligations  and duties  hereby  imposed on it except by mutual consent of the Company and the Purchaser or upon the  determination  that its duties  hereunder are no longer  permissible under applicable law and such incapacity  cannot be cured by the Company.  Any such determination  permitting  the  resignation  of the Company shall be evidenced by an Opinion of Counsel to such  effect  delivered  to the  Purchaser  which  Opinion  of  Counsel  shall  be in form  and  substance acceptable to the Purchaser.  No such  resignation  shall become  effective  until a successor  shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

         Without in any way limiting the  generality  of this Section  8.04, in the event that the Company either shall  assign this  Agreement or the  servicing  responsibilities  hereunder or delegate its duties hereunder  (other than  pursuant to Section 4.01) or any portion  thereof or sell or otherwise  dispose of all or  substantially  all of its property or assets,  without the prior written consent of the Purchaser, then the  Purchaser  shall have the right to terminate  this  Agreement  upon notice given as set forth in
Section 10.01,  without any payment of any penalty or damages and without any liability  whatsoever to the
Company or any third party.

                                                ARTICLE IX

                  SECURITIZATION TRANSACTIONS; WHOLE LOAN TRANSFERS AND AGENCY TRANSFERS

Section 9.01      Securitization Transactions; Whole Loan Transfers and Agency Transfers

         The Purchaser and the Company agree that with respect to some or all of the Mortgage  Loans,  the
Purchaser,  at its sole  option,  may effect  Whole Loan  Transfers,  Agency  Transfer  or  Securitization
Transactions,  retaining  the  Company as the  servicer  thereof or  subservicer  if a master  servicer is employed,  or as  applicable  the  "seller/servicer."  On the  Reconstitution  Date,  the  Mortgage  Loans
transferred  may cease to be covered by this  Agreement;  provided,  however,  that, in the event that any
Mortgage Loan transferred  pursuant to this Section 9.01 is rejected by the transferee,  the Company shall continue to service such rejected  Mortgage  Loan on behalf of the Purchaser in accordance  with the terms and provisions of this Agreement.

         The Company  shall  cooperate  with the Purchaser in  connection  with each Whole Loan  Transfer,
Agency  Transfer or  Securitization  Transaction  in  accordance  with this Section  9.01.  In  connection therewith:

         (a)      the Company shall make all  representations  and warranties with respect to the Mortgage
                  Loans as of the related  Closing Date and with  respect to the Company  itself as of the
                  closing  date  of  each  Whole  Loan  Transfer,   Agency   Transfer  or   Securitization
                  Transaction;

         (b)      the Company  shall  negotiate in good faith and execute any  seller/servicer  agreements required  to  effectuate  the  foregoing  provided  such  agreements  create no  greater obligation  or  cost  on the  part of the  Company  than  otherwise  set  forth  in this
                  Agreement;

         (c)      the Company shall provide as applicable:

                  (i)      any and all information and appropriate  verification of information  which may be  reasonably  available  to  the  Company,  whether  through  letters  of its auditors and counsel or otherwise, as the Purchaser shall request;

                  (ii)     such additional representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and certificates of public officials or officers of the
                           Company as are reasonably believed necessary by the trustee,  any Rating Agency or the  Purchaser,  as the case may be,  in  connection  with such  Whole  Loan
                           Transfers,  Agency  Transfers or  Securitization  Transactions.  The  Purchaser
                           shall  pay all  third  party  costs  associated  with the  preparation  of such
                           information.   The  Company  shall  execute  any   seller/servicer   agreements
                           required   within  a   reasonable   period  of  time  after   receipt  of  such
                           seller/servicer  agreements  which time shall be sufficient  for the Seller and
                           Seller's  counsel  to  review  such  seller/servicer  agreements.   Under  this
                           Agreement,  the Company shall retain a Servicing Fee for each Mortgage Loan, at no less than the applicable Servicing Fee Rate; and

                  (iii)    at any time as required by any Rating Agency,  such  additional  documents from the related Retained  Mortgage File to the Custodian as may be required by such
                           Rating Agency;

         (d)      the  Company  shall  with  respect  to  any  Mortgage   Loans  that  are  subject  to  a
                  Securitization  Transaction  occurring  on or  before  December  31,  2005,in  which the filing of a Sarbanes-Oxley  Certification  directly with the Commission is required,  by
                  February 28, 2006, or in connection  with any  additional  Sarbanes-Oxley  Certification required to be filed upon thirty (30) days  written  request,  an officer of the Company shall  execute  and  deliver  an  Officer's  Certification  substantially  in  the  form attached  hereto as  Exhibit F, to the entity  filing the  Sarbanes-Oxley  Certification directly with the Commission (such as the Purchaser,  any master  servicer,  any trustee or any  depositor)  for the benefit of such entity and such entity's  affiliates and the officers,  directors and agents of such entity and such entity's  affiliates,  and shall indemnify such entity or persons  arising out of any breach of Company's  obligations or representations relating thereto as provided in such Officer's Certification.

         (e)      the Company shall, in connection  with any  Securitization  Transaction  occurring on or after January 1, 2006,  the Company  shall (1) within five (5) Business  Days  following request by the Purchaser or any  Depositor,  provide to the Purchaser and such Depositor
                  (or,  as  applicable,   cause  each  Third-Party  Originator  and  each  Subservicer  to provide),  in  writing  and  in  form  and  substance  reasonably  satisfactory  to  the
                  Purchaser and such  Depositor,  the  information  and materials  specified in paragraphs
                  (i), (ii),  (iii) and (vii) of this  subsection  (e), and (2) as promptly as practicable following  notice to or  discovery  by the  Company,  provide to the  Purchaser  and any
                  Depositor  (in  writing  and  in  form  and  substance  reasonably  satisfactory  to the
                  Purchaser  and such  Depositor)  the  information  specified in  paragraph  (iv) of this subsection (e).

                  (i)      if so requested by the  Purchaser or any  Depositor,  the Company shall provide such  information  regarding  (1) the Company,  as  originator  of the Mortgage
                           Loans   (including   as  an  acquirer  of  Mortgage   Loans  from  a  Qualified
                           Correspondent),  or (2) each  Third-Party  Originator,  and (3) as  applicable, each  Subservicer,  as is requested  for the purpose of  compliance  with Items
                           1103(a)(1),  1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                           (A)      the originator's form of organization;

                           (B)      a description  of the  originator's  origination  program and how long the originator has been engaged in  originating  residential  mortgage
                                    loans,   which   description   shall   include  a  discussion  of  the
                                    originator's  experience in  originating  mortgage  loans of a similar type  as the  Mortgage  Loans;  information  regarding  the  size  and
                                    composition   of   the   originator's   origination   portfolio;   and
                                    information  that may be material,  in the good faith  judgment of the
                                    Purchaser,  to an analysis of the  performance of the Mortgage  Loans, including the originators'  credit-granting  or underwriting  criteria for mortgage  loans of similar  type(s) as the Mortgage Loans and such other  information  as the Purchaser or any  Depositor may  reasonably request  for  the  purpose  of  compliance  with  Item  1110(b)(2)  of
                                    Regulation AB;

                           (C)      a  description  of any  material  legal  or  governmental  proceedings pending  (or  known to be  contemplated)  against  the  Company,  each
                                    Third-Party Originator and each Subservicer; and

                           (D)      a description of any affiliation or relationship  between the Company,
                                    each  Third-Party   Originator,   each  Subservicer  and  any  of  the
                                    following  parties to a  Securitization  Transaction,  as such parties are  identified  to the Company by the  Purchaser or any  Depositor in
                                    writing in advance of a Securitization Transaction:

                                    (1)     the sponsor;
                                    (2)     the depositor;
                                    (3)     the issuing entity;
                                    (4)     any servicer;
                                    (5)     any trustee;
                                    (6)     any originator;
                                    (7)     any significant obligor;
                                    (8)     any enhancement or support provider; and
                                    (9)     any other material transaction party.

                  (ii)     If so requested by the  Purchaser or any  Depositor,  the Company shall provide
                           (or, as applicable,  cause each Third-Party  Originator to provide) Static Pool
                           Information  with  respect  to the  mortgage  loans (of a  similar  type as the
                           Mortgage  Loans,  as reasonably  identified by the Purchaser as provided below)
                           originated  by (1) the  Company,  if the Company is an  originator  of Mortgage
                           Loans   (including   as  an  acquirer  of  Mortgage   Loans  from  a  Qualified
                           Correspondent),  and/or  (2) each  Third-Party  Originator.  Such  Static  Pool
                           Information  shall be prepared by the Company (or  Third-Party  Originator)  on the basis of its reasonable,  good faith  interpretation of the requirements of
                           Item  1105(a)(1)-(3)  of Regulation  AB. To the extent that there is reasonably available to the Company (or Third-Party  Originator)  Static Pool  Information
                           with  respect  to more  than one  mortgage  loan  type,  the  Purchaser  or any
                           Depositor shall be entitled to specify whether some or all of such  information shall be provided  pursuant to this paragraph.  The content of such Static Pool
                           Information may be in the form  customarily  provided by the Company,  and need not be  customized  for  the  Purchaser  or any  Depositor.  Such  Static  Pool
                           Information for each vintage  origination  year or prior  securitized  pool, as applicable,  shall be presented in increments no less frequently than quarterly over the life of the mortgage  loans included in the vintage  origination  year or prior securitized  pool. The most recent periodic  increment must be as of a date no  later  than 135 days  prior  to the  date of the  prospectus  or other offering  document  in which the Static Pool  Information  is to be included or incorporated  by reference.  The Static Pool  Information  shall be provided in an  electronic  format  that  provides a  permanent  record of the  information provided,  such as a  portable  document  format  (pdf)  file,  or  other  such electronic  format  reasonably  required by the Purchaser or the Depositor,  as applicable.

                           If so requested by the  Purchaser or any  Depositor,  the Company shall provide
                           (or, as  applicable,  cause each  Third-Party  Originator  to provide),  at the expense of the requesting  party (to the extent of any  additional  incremental expense  associated with delivery pursuant to this Agreement),  such statements and agreed-upon  procedures letters of certified public accountants  reasonably acceptable to the Purchaser or Depositor,  as applicable,  pertaining to Static
                           Pool  Information  relating  to prior  securitized  pools  for  securitizations closed on or after  January 1, 2006 or, in the case of Static Pool  Information with  respect to the  Company's or  Third-Party  Originator's  originations  or purchases,  to calendar months commencing  January 1, 2006, as the Purchaser or such Depositor shall reasonably  request.  Such statements and letters shall be addressed  to and be for the benefit of such  parties as the  Purchaser or such
                           Depositor shall designate,  which may include, by way of example,  any sponsor, any Depositor and any broker dealer acting as  underwriter,  placement agent or initial  purchaser  with  respect  to a  Securitization  Transaction.  Any such statement  or  letter  may take the form of a  standard,  generally  applicable
                           document   accompanied  by  a  reliance  letter  authorizing  reliance  by  the addressees designated by the Purchaser or such Depositor.

                  (iii)    If so requested by the  Purchaser or any  Depositor,  the Company shall provide such information  regarding the Company, as servicer of the Mortgage Loans, and each  Subservicer  (each of the Company and each  Subservicer,  for purposes of this  paragraph,  a "Servicer"),  as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

                           (A)      the Servicer's form of organization;

                           (B)      a description of how long the Servicer has been servicing  residential mortgage loans; a general  discussion of the Servicer's  experience in servicing assets of any type as well as a more detailed  discussion of the  Servicer's  experience  in, and  procedures  for,  the  servicing function it will perform under this  Agreement and any  Reconstitution
                                    Agreements;  information regarding the size, composition and growth of the  Servicer's  portfolio  of  residential  mortgage  loans of a type similar to the Mortgage Loans and  information  on factors  related to the Servicer that may be material,  in the good faith  judgment of the
                                    Purchaser or any  Depositor,  to any analysis of the  servicing of the
                                    Mortgage Loans or the related asset-backed securities,  as applicable, including, without limitation:

                                     (1)    whether  any  prior  securitizations  of  mortgage  loans of a type  similar to the  Mortgage  Loans  involving  the Servicer have defaulted or experienced an early  amortization  or other performance  triggering  event because of servicing during the
                                            three-year   period   immediately    preceding   the   related
                                            Securitization Transaction;

                                     (2)    the extent of outsourcing the Servicer utilizes;

                                     (3)    whether  there  has  been  previous   disclosure  of  material
                                            noncompliance  with the  applicable  servicing  criteria  with respect  to  other  securitizations  of  residential  mortgage
                                            loans   involving  the  Servicer  as  a  servicer  during  the
                                            three-year   period   immediately    preceding   the   related
                                            Securitization Transaction;

                                     (4)    whether  the  Servicer  has been  terminated  as servicer in a residential  mortgage  loan  securitization,  either  due to a
                                            servicing   default   or  to   application   of  a   servicing
                                            performance test or trigger; and

                                     (5)    such other  information  as the Purchaser or any Depositor may reasonably  request  for the purpose of  compliance  with Item
                                            1108(b)(2) of Regulation AB;

                           (C)      a description of any material  changes  during the  three-year  period immediately  preceding the related  Securitization  Transaction to the
                                    Servicer's  policies  or  procedures  with  respect  to the  servicing function it will perform under this  Agreement and any  Reconstitution
                                    Agreements for mortgage loans of a type similar to the Mortgage Loans;

                           (D)      information  regarding  the  Servicer's  financial  condition,  to the extent that there is a material risk that an adverse  financial  event or circumstance  involving the Servicer could have a material  adverse effect on the performance by the Company of its servicing  obligations under this Agreement or any Reconstitution Agreement;

                           (E)      information  regarding  advances  made by the Servicer on the Mortgage
                                    Loans and the Servicer's  overall  servicing  portfolio of residential mortgage loans for the  three-year  period  immediately  preceding the
                                    related  Securitization  Transaction,   which  may  be  limited  to  a
                                    statement by an authorized  officer of the Servicer to the effect that the Servicer has made all advances  required to be made on residential mortgage  loans  serviced  by it  during  such  period,  or,  if  such statement would not be accurate,  information regarding the percentage and type of advances  not made as  required,  and the reasons for such failure to advance;

                           (F)      a description of the Servicer's  processes and procedures  designed to address any special or unique factors  involved in servicing  loans of a similar type as the Mortgage Loans;

                           (G)      a description of the Servicer's processes for handling  delinquencies, losses,  bankruptcies and recoveries,  such as through  liquidation of mortgaged  properties,  sale of defaulted  mortgage loans or workouts;
                                    and

                           (H)      information   as  to  how   the   Servicer   defines   or   determines
                                    delinquencies  and  charge-offs,  including  the  effect  of any grace period, re-aging,  restructuring,  partial payments considered current or other practices with respect to delinquency and loss experience.

                  (iv)     If so  requested  by  the  Purchaser  or  any  Depositor  for  the  purpose  of satisfying its reporting  obligation under the Exchange Act with respect to any class of  asset-backed  securities,  the  Company  shall (or shall  cause  each
                           Subservicer  and  Third-Party  Originator  to) (1) notify the Purchaser and any
                           Depositor  in  writing  of  (A)  any  material   litigation   or   governmental
                           proceedings  pending  against the Company,  any  Subservicer or any Third-Party
                           Originator and (B) any  affiliations or  relationships  that develop  following the closing  date of a  Securitization  Transaction  between the  Company,  any
                           Subservicer or any Third-Party  Originator and any of the parties  specified in
                           Section  9.01(e)(i)(D)  (and any other  parties  identified  in  writing by the requesting  party) with  respect to such  Securitization  Transaction,  and (2)
                           provide to the Purchaser and any Depositor a description  of such  proceedings, affiliations or relationships.

                  (v)      As a condition to the succession to the Company or any  Subservicer as servicer or  Subservicer  under this  Agreement or any  Reconstitution  Agreement by any
                           Person  (i) into  which  the  Company  or such  Subservicer  may be  merged  or consolidated,  or (ii) which may be  appointed as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser and any Depositor, at least 15 calendar  days prior to the  effective  date of such  succession or appointment,  (x) written  notice to the  Purchaser  and any  Depositor of such succession  or  appointment  and  (y) in  writing  and in  form  and  substance reasonably  satisfactory to the Purchaser and such  Depositor,  all information reasonably  requested by the Purchaser or any Depositor in order to comply with is reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

                  (vi)     (A)      The Company shall represent to the Purchaser,  as of the date on which information  is first  provided to the  Purchaser  under this  Section
                                    9.01(e) that,  except as disclosed in writing to the  Purchaser  prior to such  date:  (1) the  Company  is not  aware  and has not  received notice  that any  default,  early  amortization  or other  performance triggering  event has occurred as to any other  securitization  due to any act or  failure to act of the  Company;  (2) the  Company  has not
                                    been   terminated   as  servicer  in  a   residential   mortgage  loan
                                    securitization,  either due to a servicing  default or to  application
                                    of  a  servicing   performance  test  or  trigger;   (3)  no  material
                                    noncompliance  with the applicable  servicing criteria with respect to other  securitizations  of residential  mortgage  loans  involving the
                                    Company as servicer  has been  disclosed  or reported by the  Company;
                                    (4) no material  changes to the Company's  policies or procedures with
                                    respect  to  the  servicing   function  it  will  perform  under  this
                                    Agreement and any  Reconstitution  Agreement  for mortgage  loans of a
                                    type  similar  to  the  Mortgage   Loans  have  occurred   during  the
                                    three-year  period  immediately  preceding the related  Securitization
                                    Transaction;  (5)  there are no  aspects  of the  Company's  financial
                                    condition   that  could  have  a  material   adverse   effect  on  the
                                    performance  by the Company of its  servicing  obligations  under this
                                    Agreement or any Reconstitution  Agreement;  (6) there are no material
                                    legal  or   governmental   proceedings   pending   (or   known  to  be
                                    contemplated)  against the Company, any Subservicer or any Third-Party
                                    Originator;  and  (7)  there  are no  affiliations,  relationships  or
                                    transactions   relating  to  the  Company,   any  Subservicer  or  any
                                    Third-Party Originator with respect to any Securitization  Transaction and any party thereto  identified  by the related  Depositor of a type described in Item 1119 of Regulation AB.

                           (B)      If so requested by the  Purchaser  on any date  following  the date on which  information  is first  provided  to the  Purchaser  under  this
                                    Section  9.01(e),  the Company  shall,  within five (5) Business  Days following  such  request,  confirm  in  writing  the  accuracy  of the representations  and  warranties set forth in sub clause (A) above or, if any such  representation  and  warranty  is not  accurate as of the date of such request,  provide reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

                  (vii)    In addition to such  information as the Company,  as servicer,  is obligated to provide pursuant to other provisions of this Agreement,  if so requested by the
                           Purchaser  or  any  Depositor,  the  Company  shall  provide  such  information reasonably  available to the Company  regarding the performance of the Mortgage
                           Loans as is  reasonably  required to  facilitate  preparation  of  distribution reports in accordance with Item 1121 of Regulation AB.

         (f)      the Company shall  indemnify the Purchaser,  each  affiliate of the Purchaser,  and each of the following  parties  participating in a Securitization  Transaction;  each sponsor and issuing entity;  each Person  responsible for the  preparation,  execution or filing of  any  report  required  to  be  filed  with  the  Commission  with  respect  to  such
                  Securitization  Transaction,  or for  execution  of a  certification  pursuant  to  Rule
                  13a-14(d) or Rule 15d-14(d)  under the Exchange Act with respect to such  Securitization
                  Transaction;  each  broker  dealer  acting as  underwriter,  placement  agent or initial purchaser,  each Person who controls any of such  parties or the  Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);  and
                  the respective present and former directors,  officers,  employees and agents of each of the  foregoing  and of the  Depositor,  and shall  hold each of them  harmless  from and against any losses,  damages,  penalties,  fines,  forfeitures,  legal fees and expenses and related costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

                  (i)      (A)      any untrue  statement  of a material  fact  contained or alleged to be contained in any information,  report,  certification,  accountants'  letter or other material  provided under Sections  9.01(c) and (e) by or on behalf of the
                           Company,  or  provided  under  Sections  9.01(c) and (e) by or on behalf of any
                           Subservicer,   Subcontractor  or  Third-Party  Originator  (collectively,   the
                           "Company  Information"),  or (B) the  omission or alleged  omission to state in the Company  Information  a material  fact required to be stated in the Company
                           Information or necessary in order to make the statements  therein, in the light of the circumstances under which they were made, not misleading;  provided,  by way of  clarification,  that clause (B) of this  paragraph  shall be  construed
                           solely  by  reference  to  the  Company   Information  and  not  to  any  other
                           information  communicated  in connection with a sale or purchase of securities, without  regard to whether the Company  Information  or any portion  thereof is presented together with or separately from such other information;

                  (ii)     any  failure  by  the  Company,  any  Subservicer,  any  Subcontractor  or  any
                           Third-Party  Originator  to deliver  any  information,  report,  certification, accountants'  letter or other  material  when and as  required  under  Sections
                           9.01(c)  and  (e),  including  any  failure  by the  Company  to  identify  any
                           Subcontractor  "participating in the servicing  function" within the meaning of
                           Item 1122 of Regulation AB; or

                  (iii)    any breach by the Company of a representation  or warranty set forth in Section
                           9.01(e)(iv)(A)  or in a writing  furnished  pursuant to Section  9.01(e)(iv)(B)
                           and made as of a date prior to the closing  date of the related  Securitization
                           Transaction,  to the extent that such breach is not cured by such closing date, or any  breach by the  Company of a  representation  or  warranty  in a writing furnished  pursuant to Section  9.01(e)(iv)(B)  to the extent made as of a date subsequent to such closing date.

                  In the case of any failure of performance  described in sub-clause  (ii) of this Section
                  9.01(f),  the  Company  shall  promptly  reimburse  the  Purchaser,  any  Depositor,  as applicable,  and each Person  responsible  for the  preparation,  execution or filing of
                  any  report   required  to  be  filed  with  the   Commission   with   respect  to  such
                  Securitization  Transaction,  or for  execution  of a  certification  pursuant  to  Rule
                  13a-14(d) or Rule 15d-14(d)  under the Exchange Act with respect to such  Securitization
                  Transaction,  for all costs  reasonably  incurred  by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other  material  not delivered  as  required  by the  Company,  any  Subservicer,  any  Subcontractor  or any
                  Third-Party Originator.

         (g)      the Purchaser and each Person who controls the  Purchaser  shall  indemnify the Company, each  affiliate  of the  Company,  each Person who  controls  any of such parties or the
                  Company  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the
                  Exchange Act) and the respective present and former directors,  officers,  employees and agents  of each  of the  foregoing  and of the  Company,  and  shall  hold  each of them harmless from and against any losses,  damages,  penalties,  fines,  forfeitures,  legal fees and expenses and related costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i)      (A)      any untrue  statement  of a material  fact  contained or alleged to be contained in any offering  materials  related to a Securitization  Transaction,
                           including   without   limitation  the   registration   statement,   prospectus,
                           prospectus   supplement,   any  private  placement  memorandum,   any  offering
                           circular,  any  computational  materials,  and any amendments or supplements to the  foregoing  (collectively,  the  "Securitization  Materials")  or  (B)  the
                           omission  or  alleged  omission  to state  in the  Securitization  Materials  a material  fact  required  to be  stated  in  the  Securitization  Materials  or necessary  in  order  to make  the  statements  therein,  in the  light  of the circumstances  under  which they were  made,  not  misleading,  but only to the extent that such untrue  statement or alleged  untrue  statement or omission or alleged  omission  is  other  than a  statement  or  omission  arising  out of, resulting from, or based upon the Company Information.

         The Purchaser  and the Company  acknowledge  and agree that the purpose of Section  9.01(e) is to facilitate  compliance  by the  Purchaser  and any  Depositor  with the  provisions  of  Regulation AB and related rules and  regulations of the  Commission.  Neither the Purchaser nor any Depositor shall exercise its right to request  delivery of information or other  performance  under these  provisions other than in good faith,  or for  purposes  other than  compliance  with the  Securities  Act, the Exchange Act and the rules and regulations of the Commission  thereunder.  The Company  acknowledges  that  interpretations  of the requirements of Regulation AB may change over time,  whether due to interpretive  guidance provided by the Commission or its staff, consensus among participants in the asset-backed  securities markets,  advice of counsel,  or  otherwise,  and agrees to comply with  requests made by the Purchaser or any Depositor in good faith for delivery of  information  under these  provisions on the basis of evolving  interpretations of Regulation AB. In connection  with any  Securitization  Transaction,  the Company shall cooperate fully with the Purchaser to deliver to the  Purchaser  (including  any of its  assignees or  designees)  and any
Depositor, any and all statements,  reports,  certifications,  records and any other information necessary in the good  faith  determination  of the  Purchaser  or any  Depositor  to permit the  Purchaser  or such
Depositor to comply with the provisions of Regulation AB, together with such  disclosures  relating to the
Company,  any  Subservicer,  any  Third-Party  Originator and the Mortgage  Loans, or the servicing of the
Mortgage Loans,  reasonably  believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

         In the event the  Purchaser  has elected to have the Company hold record title to the  Mortgages, prior to the  Reconstitution  Date the Company  shall prepare an Assignment of Mortgage in blank or to the trustee from the Company  acceptable  to the trustee for each Mortgage Loan that is part of the Whole Loan
Transfers,  Agency  Transfer or  Securitization  Transactions.  The Company shall pay all  preparation and recording  costs  associated  with the initial  Assignment  of Mortgage.  The Company  shall  execute each
Assignment of Mortgage,  track such  Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee  upon the  Company's  receipt  thereof.  Additionally,  the Company  shall prepare and execute,  at the direction of the Purchaser,  any note endorsements in connection with any and all  seller/servicer  agreements.  If  required at any time by a Rating  Agency,  Purchaser  or  successor purchaser in connection  with any Whole Loan  Transfer,  Agency Sale or  Securitization  Transaction,  the
Company  shall  deliver such  additional  documents  from its Retained  Mortgage  File within  thirty (30)
Business  Days to the  Custodian,  successor  purchaser or other  designee of the Purchaser as said Rating
Agency, Purchaser or successor purchaser may require.

         All  Mortgage  Loans  (i) not sold or  transferred  pursuant  to  Whole  Loan  Transfers,  Agency
Transfer  or  Securitization  Transactions  or (ii) that are  subject  to a  Securitization  for which the related trust is terminated  for any reason,  shall remain subject to this Agreement and shall continue to be serviced in accordance  with the terms of this Agreement and with respect  thereto this Agreement shall remain in full force and effect.

                                                ARTICLE X

                                                 DEFAULT

Section 10.01     Events of Default.

         Each of the following shall constitute an Event of Default on the part of the Company:

         (i)      any failure by the  Company to remit to the  Purchaser  any payment  required to be made under  the  terms of this  Agreement  which  continues  unremedied  for a period  of two
                  Business  Days after the date upon which written  notice of such failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

         (ii)     failure by the Company duly to observe or perform in any  material  respect any other of the covenants or  agreements  on the part of the Company set forth in this  Agreement or in the Custodial  Agreement  which  continues  unremedied  for a period of 90 days after the date on which  written  notice of such  failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

         (iii)    failure by the  Company to  maintain  its  license to do  business  in any  jurisdiction where the Mortgaged Property is located if such license is required; or

         (iv)     a decree or order of a court or  agency or  supervisory  authority  having  jurisdiction for the  appointment  of a  conservator  or receiver or  liquidator  in any  insolvency, readjustment  of debt,  including  bankruptcy,  marshaling of assets and  liabilities or similar  proceedings,  or for the winding-up or  liquidation of its affairs,  shall have been entered  against the Company and such degree or order shall have  remained in force undischarged or unstayed for a period of 60 days; or

         (v)      the  Company  shall  consent  to  the  appointment  of  a  conservator  or  receiver  or
                  liquidator  in  any  insolvency,   readjustment  of  debt,   marshaling  of  assets  and
                  liabilities  or similar  proceedings  of or relating to the Company or of or relating to all or substantially all of its property; or

         (vi)     the Company  shall admit in writing its  inability  to pay its debts  generally  as they become due, file a petition to take advantage of any applicable  insolvency,  bankruptcy or  reorganization  statute,  make an  assignment  for  the  benefit  of its  creditors,
                  voluntarily   suspend   payment  of  its   obligations  or  cease  its  normal  business
                  operations; or

         (vii)    the Company ceases to meet the qualifications of a Fannie Mae/Freddie Mac servicer; or

         (viii)   the  Company  attempts to assign its right to  servicing  compensation  hereunder  or to assign this  Agreement or the  servicing  responsibilities  hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04.

         In each and every such  case,  so long as an Event of Default  shall not have been  remedied,  in addition to whatever  rights the  Purchaser  may have at law or equity to  damages,  including  injunctive relief and specific  performance,  the Purchaser,  by notice in writing to the Company,  may terminate all the rights and  obligations  of the Company under this  Agreement and in and to the Mortgage Loans and the proceeds thereof.

         Upon  receipt by the  Company of such  written  notice,  all  authority  and power of the Company under this  Agreement,  whether  with  respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section  12.01.  Upon written  request from any Purchaser, the Company shall  prepare,  execute and deliver to the successor  entity  designated by the Purchaser any and all documents and other  instruments,  place in such  successor's  possession all Servicing Files, and do or cause to be done all other acts or things  necessary or  appropriate  to effect the purposes of such notice of  termination,  including  but not limited to the transfer and  endorsement  or assignment of the
Mortgage  Loans and related  documents,  at the Company's sole expense.  The Company shall  cooperate with the  Purchaser and such  successor in effecting the  termination  of the  Company's  responsibilities  and rights hereunder,  including without  limitation,  the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial  Account,  Subsidy
Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02     Waiver of Defaults.

         By a written  notice,  the Purchaser may waive any default by the Company in the  performance  of its  obligations  hereunder and its  consequences.  Upon any waiver of a past default,  such default shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been  remedied  for every  purpose of this  Agreement.  No such waiver  shall  extend to any  subsequent  or other  default or impair any right consequent thereon except to the extent expressly so waived.

                                                ARTICLE XI

                                               TERMINATION

Section 11.01     Termination.

         This  Agreement  shall  terminate  upon  either:  (i) the  later of the  final  payment  or other liquidation  (or any advance with respect  thereto) of the last  Mortgage Loan or the  disposition  of any
REO Property  with respect to the last Mortgage Loan and the  remittance  of all funds due  hereunder;  or
(ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02     Termination Without Cause.

         The  Purchaser  may  terminate,  at its sole option,  any rights the Company may have  hereunder, without cause as provided in this Section 11.02.  Any such notice of  termination  shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

         The Company shall be entitled to receive,  as such liquidated  damages,  upon the transfer of the servicing  rights,  an amount equal to: (i) 2.75% of the  aggregate  outstanding  principal  amount of the
Mortgage  Loans as of the  termination  date paid by the  Purchaser  to the Company with respect to all of the  Mortgage  Loans  for  which a  servicing  fee  rate of .25% is paid  per  annum,  (ii)  3.25%  of the aggregate  outstanding  principal  amount of the  Mortgage  Loans as of the  termination  date paid by the
Purchaser  to the Company  with  respect to all of the  Mortgage  Loans for which a servicing  fee rate of
..375% is paid per annum,  and (iii) 3.75% of the aggregate  outstanding  principal  amount of the Mortgage
Loans  as of the  termination  date  paid by the  Purchaser  to the  Company  with  respect  to all of the
Mortgage Loans for which a servicing fee rate of .44% or greater is paid per annum.

                                               ARTICLE XII

                                         MISCELLANEOUS PROVISIONS

Section 12.01     Successor to Company.

         Prior to termination of the Company's  responsibilities  and duties under this Agreement pursuant to Sections 8.04,  10.01,  11.01 (ii) or 11.02 the Purchaser  shall,  (i) succeed to and assume all of the
Company's  responsibilities,  rights,  duties and  obligations  under this  Agreement,  or (ii)  appoint a successor having the  characteristics  set forth in Section 8.02 and which shall succeed to all rights and assume all of the  responsibilities,  duties and  liabilities of the Company under this Agreement prior to
the  termination  of  Company's  responsibilities,   duties  and  liabilities  under  this  Agreement.  In
connection  with such  appointment  and  assumption,  the  Purchaser  may make such  arrangements  for the compensation  of such successor out of payments on Mortgage  Loans as it and such  successor  shall agree.
In the event that the Company's  duties,  responsibilities  and liabilities under this Agreement should be terminated  pursuant  to the  aforementioned  sections,  the  Company  shall  discharge  such  duties  and responsibilities  during the period  from the date it acquires  knowledge  of such  termination  until the effective  date thereof with the same degree of diligence  and prudence  which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice the rights or financial  condition  of its  successor.  The  resignation  or  removal  of the  Company  pursuant  to the aforementioned  sections shall not become effective until a successor shall be appointed  pursuant to this
Section  12.01 and shall in no event  relieve  the  Company of the  representations  and  warranties  made pursuant to Sections  3.01 and 3.02 and the remedies  available to the  Purchaser  under  Section 3.03, it being  understood  and agreed that the  provisions of such  Sections  3.01,  3.02,  3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such sale,  assignment,  resignation or termination of the
Company, or the termination of this Agreement.

         Any  successor  appointed  as  provided  herein  shall  execute,  acknowledge  and deliver to the
Company and to the Purchaser an instrument  accepting such  appointment,  wherein the successor shall make the  representations  and warranties set forth in Section 3.01,  except for subsection (h) with respect to the sale of the  Mortgage  Loans and  subsections  (i) and (k) thereof,  whereupon  such  successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination or resignation of the Company or termination of this Agreement  pursuant to Section 8.04, 10.01,  11.01 or
11.02  shall not affect any claims that any  Purchaser  may have  against  the Company  arising out of the
Company's actions or failure to act prior to any such termination or resignation.

         The  Company  shall  deliver  promptly  to the  successor  servicer  the  funds in the  Custodial
Account,  Subsidy Account and Escrow Account and all Servicing Files and related  documents and statements held by it  hereunder  and the  Company  shall  account for all funds and shall  execute and deliver  such instruments  and do such other things as may  reasonably be required to more fully and  definitively  vest in the successor all such rights,  powers,  duties,  responsibilities,  obligations and liabilities of the
Company.

         Upon a  successor's  acceptance  of  appointment  as such,  the Company  shall notify by mail the
Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02     Amendment.

         This  Agreement may be amended from time to time by written  agreement  signed by the Company and the Purchaser.

Section 12.03     Governing Law.

         This  Agreement  shall be construed in accordance  with the laws of the State of New York and the obligations,  rights and remedies of the parties  hereunder  shall be determined  in accordance  with such laws.

         Each of the Company and the Purchaser  hereby  knowingly,  voluntarily and  intentionally  waives any and all rights it may have to a trial by jury in respect or any  litigation  based on, or arising  out of, under,  or in connection  with, this  Agreement,  or any other  documents and instruments  executed in connection herewith,  or any course of conduct,  course of dealing,  statements (whether oral or written), or actions of the Company or the  Purchaser.  This  provision is a material  inducement  for the Purchaser to enter into this Agreement.

Section 12.04     Duration of Agreement.

         This  Agreement  shall  continue in existence  and effect until  terminated  as herein  provided.
This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05     Notices.

         All  demands,  notices and  communications  hereunder  shall be in writing and shall be deemed to have been duly given if personally  delivered at or mailed by registered mail, postage prepaid,  addressed as follows:

         (i)      if to the Company with respect to servicing and investor reporting issues:

                  Wells Fargo Bank, N.A.
                  1 Home Campus
                  Des Moines, Iowa  50328-0001
                  Attention:  John B. Brown, MAC X2401-042

                  If to the Company with respect to all other issues:

                  Wells Fargo Bank, N.A.
                  7430 New Technology Way
                  Frederick, MD  21703
                  Attention:  Structured Finance Manager, MAC X3906-012

                  In each instance with a copy to:

                  Wells Fargo Bank, N.A.
                  1 Home Campus
                  Des Moines, Iowa  50328-0001
                  Attention:  General Counsel, MAC X2401-06T

                  or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

         (ii)     if to Purchaser:

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Dr., Suite 200
                  Irving, TX  75038
                  Attention:  Ralene Ruyle

         With a copy to:

                  Bear Stearns Mortgage Capital Corp.
                  383 Madison Avenue
                  New York, NY  10179
                  Attention:  Baron Silverstein

Section 12.06     Severability of Provisions.

         If any one or more of the covenants,  agreements,  provisions or terms of this Agreement shall be held invalid for any reason  whatsoever,  then such  covenants,  agreements,  provisions or terms shall be deemed  severable  from the remaining  covenants,  agreements,  provisions or terms of this  Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07     Relationship of Parties.

         Nothing  herein  contained  shall be deemed or construed to create a partnership or joint venture between  the  parties  hereto  and the  services  of the  Company  shall  be  rendered  as an  independent contractor and not as agent for the Purchaser.

Section 12.08     Execution; Successors and Assigns.

         This Agreement may be executed in one or more  counterparts  and by the different  parties hereto on  separate  counterparts,  each of which,  when so  executed,  shall be deemed to be an  original;  such counterparts,  together,  shall  constitute  one and the same  agreement.  Subject to Section  8.04,  this
Agreement  shall inure to the  benefit of and be binding  upon the  Company  and the  Purchaser  and their respective successors and assigns.

Section 12.09     Recordation of Assignments of Mortgage.

         To the extent  permitted by  applicable  law, each of the  Assignments  of Mortgage is subject to recordation  in all  appropriate  public  offices for real  property  records in all the counties or other comparable  jurisdictions in which any or all of the Mortgaged  Properties are situated,  and in any other appropriate  public  recording  office or  elsewhere,  such  recordation  to be effected at the  Company's expense in the event  recordation is either  necessary under  applicable law or requested by the Purchaser at its sole option.

Section 12.10     Assignment by Purchaser.

         The Purchaser  shall have the right,  without the consent of the Company but subject to the limit set forth in Section 2.02 hereof,  to assign,  in whole or in part, its interest under this Agreement with respect to some or all of the  Mortgage  Loans,  and  designate  any person to exercise  any rights of the
Purchaser hereunder,  by executing an Assignment,  Assumption and Recognition  Agreement  substantially in the form  attached as Exhibit G and the assignee or designee  shall  accede to the rights and  obligations hereunder of the Purchaser  with respect to such Mortgage  Loans.  All references to the Purchaser in this
Agreement shall be deemed to include its assignee or designee.

Section 12.11  Solicitation of Mortgagor.

         Neither party shall, after the related Closing Date, take any action to solicit the refinancing of any Mortgage Loan.  It is understood and agreed that neither (i) promotions undertaken by either party or any affiliate of either party which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

                             [Intentionally Blank - Next Page Signature Page]

         IN WITNESS  WHEREOF,  the Company and the  Purchaser  have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION                                      WELLS FARGO BANK, N.A.
Purchaser                                                     Company

By:_______________________________________                    By:________________________________________

Name:_____________________________________                    Name:______________________________________

Title:___________________________________                     Title:_____________________________________

STATE OF                   )
                           )       ss:
COUNTY OF ___________      )

         On the _____ day of  _______________,  20___  before me, a Notary  Public in and for said  State, personally appeared __________________________________________, known to me to be_________________________
 of Wells Fargo Bank,  N.A.,  the national  banking  association  that executed the within  instrument and also known to me to be the person who  executed  it on behalf of said bank,  and  acknowledged  to me that such bank executed the within instrument.

         IN WITNESS  WHEREOF,  I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                                              ____________________________________________
                                                              Notary Public

                                                              My Commission expires_______________________

STATE OF                            )
                                    )       ss:
COUNTY OF                           )

         On the _____ day of  _______________,  20___  before me, a Notary  Public in and for said  State,
personally    appeared     _____________________________________,     known    to    me    to    be    the
______________________________  of EMC Mortgage  Corporation,  the  corporation  that  executed the within instrument  and also known to me to be the  person  who  executed  it on behalf of said  corporation,  and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS  WHEREOF,  I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                                              ____________________________________________
                                                              Notary Public

                                                              My Commission expires_______________________

                                                      EXHIBIT A

                               FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

                  On this _____ day of  __________,  20___,  Wells Fargo Bank,  N.A. (the "Seller") as the
Seller under that  certain  Amended and Restated  Master  Mortgage  Loan  Purchase  Agreement,  ("Purchase
Agreement")  and as the Company under that certain  Amended and Restated  Master  Seller's  Warranties and
Servicing Agreement (the "Servicing  Agreement") each dated as of _______________,  20___,  (collectively, the "Agreements") does hereby sell,  transfer,  assign, set over and convey to EMC Mortgage Corporation as the Purchaser (the "Purchaser")  under the Purchase  Agreement,  and Purchaser hereby accepts from Seller, without  recourse,  but subject to the terms of the Agreements,  all right,  title and interest of, in and to the Mortgage  Loans listed on the Mortgage  Loan Schedule  attached  hereto as Exhibit A, together with the Custodial  Mortgage  Files and Retained  Mortgage Files and all rights and  obligations  arising under the  documents  contained  therein.  Pursuant to Section 2.03 of the Servicing  Agreement,  the Seller has
delivered to the Custodian the  documents  for each  Mortgage  Loan to be purchased.  The Servicing  Files retained by the Seller pursuant to Section 2.01 of the Servicing  Agreement shall be appropriately  marked to clearly reflect the sale of the related Mortgage Loans to the Purchaser.

                  Capitalized  terms used herein and not  otherwise  defined  shall have the  meanings set forth in the Agreements.

EMC Mortgage Corporation                                      Wells Fargo Bank, N.A.
Purchaser                                                     Company

By:_______________________________________                    By:________________________________________

Name:_____________________________________                    Name:______________________________________

Title:___________________________________                     Title:_____________________________________

                                                EXHIBIT B

                                          CUSTODIAL AGREEMENT

                                                EXHIBIT C

                                 CONTENTS OF EACH RETAINED MORTGAGE FILE,
                                SERVICING FILE AND CUSTODIAL MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the Retained  Mortgage  File and  Custodial  Mortgage File
shall include each of the following  items,  which shall be available for  inspection by the Purchaser and any  prospective  Purchaser,  and which shall be retained by the Company in the Retained  Mortgage File or
Servicing  File or  delivered  to the  Custodian  pursuant  to  Sections  2.01  and  2.03 of the  Seller's
Warranties and the Servicing Agreement to which this Exhibit is attached (the "Agreement"):

         1.       The original  Mortgage Note bearing all intervening  endorsements,  endorsed "Pay to the
                  order  of   without   recourse"   and   signed  in  the  name  of  the   Company  by  an
                  authorized  officer (in the event that the Mortgage  Loan was acquired by the Company in a  merger,  the  signature  must be in the  following  form:  "[Company],  successor  by merger to [name of  predecessor]";  and in the event that the Mortgage Loan was acquired or  originated  by the Company while doing  business  under another name,  the signature must be in the following form:  "[Company], formerly know as [previous name]").

         2.       The original of any guarantee executed in connection with the Mortgage Note (if any).

         3.       The  original  Mortgage,  with  evidence of  recording  thereon or a certified  true and correct copy of the Mortgage sent for  recordation.  If in connection  with any Mortgage
                  Loan,  the Company  cannot  deliver or cause to be delivered the original  Mortgage with evidence of  recording  thereon on or prior to the  related  Closing  Date  because of a delay caused by the public  recording  office where such Mortgage has been delivered for recordation  or because such  Mortgage  has been lost or because  such public  recording office  retains the original  recorded  Mortgage,  the Company shall deliver or cause to be delivered to the Custodian,  a photocopy of such  Mortgage,  together with (i) in the case of a delay caused by the public recording office,  an Officer's  Certificate of the
                  Company  stating  that such  Mortgage  has been  dispatched  to the  appropriate  public recording  office for recordation and that the original  recorded  Mortgage or a copy of such Mortgage  certified by such public  recording office to be a true and complete copy of the original  recorded  Mortgage  will be promptly  delivered to the  Custodian  upon receipt  thereof  by the  Company;  or (ii) in the  case of a  Mortgage  where a  public recording  office  retains  the  original  recorded  Mortgage  or in the  case  where  a
                  Mortgage  is  lost  after  recordation  in a  public  recording  office,  a copy of such
                  Mortgage  certified by such public  recording  office or by the title insurance  company that issued the title  policy to be a true and complete  copy of the  original  recorded
                  Mortgage.

                  Further,  with  respect  to MERS  Mortgage  Loans,  (a) the  Mortgage  names MERS as the
                  Mortgagee and (b) the requirements set forth in the Electronic  Tracking  Agreement have been  satisfied,  with a  conformed  recorded  copy to  follow  as  soon as the  same is received by the Company.

         4.       the  originals or  certified  true copies of any document  sent for  recordation  of all assumption,  modification,  consolidation  or  extension  agreements,  with  evidence of recording thereon.

         5.       The  original  Assignment  of Mortgage for each  Mortgage  Loan,  in form and  substance acceptable  for  recording  (except for the  insertion  of the name of the  assignee and recording  information).  The  Assignment  of  Mortgage  must be duly  recorded  only if recordation is either  necessary  under  applicable law or commonly  required by private institutional  mortgage  investors in the area where the  Mortgaged  Property is located or on  direction  of the  Purchaser  as  provided  in the  Custodial  Agreement.  If the
                  Assignment  of  Mortgage  is to be  recorded,  the  Mortgage  shall be  assigned  to the
                  Purchaser.  If the  Assignment  of Mortgage is not to be  recorded,  the  Assignment  of
                  Mortgage  shall  be  delivered  in  blank.  If the  Mortgage  Loan was  acquired  by the
                  Company in a merger,  the Assignment of Mortgage must be made by  "[Company],  successor by merger to [name of  predecessor]."  If the Mortgage  Loan was acquired or  originated by the Company  while doing  business  under another  name,  the  Assignment of Mortgage must be by "[Company], formerly know as [previous name]."

         6.       Originals  or  certified  true  copies  of  documents   sent  for   recordation  of  all
                  intervening  assignments of the Mortgage with evidence of recording  thereon,  or if any such intervening  assignment has not been returned from the applicable  recording office or has been lost or if such  public  recording  office  retains  the  original  recorded assignments  of  mortgage,  the Company  shall  deliver or cause to be  delivered to the
                  Custodian,  a photocopy of such  intervening  assignment,  together with (i) in the case of a delay  caused by the public  recording  office,  an  Officer's  Certificate  of the
                  Company  stating that such  intervening  assignment  of mortgage has been  dispatched to the  appropriate  public  recording  office  for  recordation  and  that  such  original recorded  intervening  assignment of mortgage or a copy of such  intervening  assignment of  mortgage  certified  by the  appropriate  public  recording  office  or by the title insurance  company that issued the title  policy to be a true and  complete  copy of the original recorded  intervening  assignment of mortgage will be promptly delivered to the
                  Custodian  upon receipt  thereof by the Company;  or (ii) in the case of an  intervening assignment  where a public recording  office retains the original  recorded  intervening assignment or in the case where an intervening  assignment is lost after  recordation in a public  recording  office,  a copy of such  intervening  assignment  certified by such public  recording  office  to be a true  and  complete  copy  of the  original  recorded intervening assignment.

         7.       The electronic form of PMI Policy as identified by certificate number.

         8.       The original  mortgagee  policy of title  insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

         9.       Any security  agreement,  chattel mortgage or equivalent executed in connection with the
                  Mortgage.

         10.      Original power of attorney, if applicable.

         11.      For  each  Cooperative  Loan,  the  original  or a  seller  certified  true  copy of the following:

                           The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

                           UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the
                           Purchaser;

                           Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to the Company;

                           Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

                           Cooperative Shares with a Stock Certificate in blank attached;

                           Original Proprietary Lease;

                           Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

                           Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan; and

                           Originals of any assumption,  consolidation or modification agreements relating to any of the items specified above.

With respect to each Mortgage Loan,  the Servicing  File shall include each of the following  items to the extent in the possession of the Company or in the possession of the Company's agent(s):

         12.      The original hazard  insurance  policy and, if required by law, flood insurance  policy, in accordance with Section 4.10 of the Agreement.

         13.      Residential loan application.

         14.      Mortgage Loan closing statement.

         15.      Verification of employment and income,  unless  originated  under the Company's  Limited
                  Documentation program, Fannie Mae Timesaver Plus.

         16.      Verification of acceptable evidence of source and amount of down payment.

         17.      Credit report on the Mortgagor.

         18.      Residential appraisal report.

         19.      Photograph of the Mortgaged Property.

         20.      Survey of the Mortgage property, if required by the title company or applicable law.

         21.      Copy of each  instrument  necessary  to complete  identification  of any  exception  set forth in the  exception  schedule in the title policy,  i.e. map or plat,  restrictions, easements, sewer agreements, home association declarations, etc.

         22.      All required disclosure statements.

         23.      If available,  termite  report,  structural  engineer's  report,  water  potability  and septic certification.

         24.      Sales contract, if applicable.

         25.      Evidence  of  payment  of  taxes  and  insurance   premiums,   insurance   claim  files,
                  correspondence,   current  and  historical   computerized  data  files,  and  all  other
                  processing,   underwriting   and  closing  papers  and  records  which  are  customarily contained in a mortgage  loan file and which are required to document the Mortgage  Loan or to service the Mortgage Loan.

         26.      Amortization schedule, if available.

         27.      Payment history for any Mortgage Loan that has been closed for more than 90 days.

         In the event an Officer's  Certificate of the Company is delivered to the Custodian  because of a delay  caused by the public  recording  office in  returning  any  recorded  document,  the Company  shall deliver to the  Custodian,  within 240 days of the related  Closing Date, an Officer's  Certificate  which shall (i) identify the recorded  document,  (ii) state that the recorded  document has not been  delivered to the Custodian due solely to a delay caused by the public  recording  office,  (iii) state the amount of time generally  required by the applicable  recording office to record and return a document submitted for recordation,  and  (iv)  specify  the date the  applicable  recorded  document  will be  delivered  to the
Custodian.  The Company  shall be required to deliver to the Custodian the  applicable  recorded  document by the date  specified in (iv) above.  An  extension of the date  specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                                EXHIBIT D

                                    SERVICING CRITERIA TO BE ADDRESSED
                                       IN ASSESSMENT OF COMPLIANCE

------------------- ----------------------------------------------------------------------------- ------------------- -------------------
 Reg AB Reference                                Servicing Criteria                                   Applicable         Inapplicable
                                                                                                  Servicing Criteria  Servicing Criteria
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                                          General Servicing Considerations
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(1)(ii)      If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Any requirements in the transaction agreements to maintain a back-up
1122(d)(1)(iii)     servicer for the mortgage loans are maintained.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                                         Cash Collection and Administration
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(2)(i)       Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Disbursements made via wire transfer on behalf of an obligor or to an
1122(d)(2)(ii)      investor are made only by authorized personnel.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances,
1122(d)(2)(iii)     are made, reviewed and approved as specified in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)      transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that
1122(d)(2)(v)       meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent unauthorized access.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(2)(vii)     Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                                         Investor Remittances and Reporting
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(3)(i)       Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable
                    Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------

------------------- ----------------------------------------------------------------------------- ------------------- -------------------
Reg AB Reference                                 Servicing Criteria                                   Applicable         Inapplicable
                                                                                                  Servicing Criteria  Servicing Criteria
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                                         Pool Asset Administration (cont'd)
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in
1122(d)(3)(iii)     the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Amounts remitted to investors per the investor reports agree with cancelled
1122(d)(3)(iv)      checks, or other form of payment, or custodial bank statements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                                             Pool Asset Administration
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
1122(d)(4)(i)       Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Mortgage loan and related documents are safeguarded as required by the
1122(d)(4)(ii)      transaction agreements
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in
1122(d)(4)(iii)     the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the
1122(d)(4)(iv)      related mortgage loan documents.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    The Servicer's records regarding the mortgage loans agree with the
1122(d)(4)(v)       Servicer's records with respect to an obligor's unpaid principal balance.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Changes with respect to the terms or status of an obligor's mortgage loans
                    (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and
1122(d)(4)(vi)      related pool asset documents.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the
1122(d)(4)(vii)     timeframes or other requirements established by the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.
                    Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where
1122(d)(4)(viii)    delinquency is deemed temporary (e.g., illness or unemployment).
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Adjustments to interest rates or rates of return for mortgage loans with
1122(d)(4)(ix)      variable rates are computed based on the related mortgage loan documents.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Regarding any funds held in trust for an obligor (such as escrow accounts):
                    (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such
1122(d)(4)(x)       other number of days specified in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Payments made on behalf of an obligor (such as tax or insurance payments)
                    are made on or before the related penalty or expiration dates, as indicated
                    on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction
1122(d)(4)(xi)      agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or
1122(d)(4)(xii)     omission.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other
1122(d)(4)(xiii)    number of days specified in the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Delinquencies, charge-offs and uncollectible accounts are recognized and
1122(d)(4)(xiv)     recorded in accordance with the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
------------------- ----------------------------------------------------------------------------- ------------------- -------------------
                    Any external enhancement or other support, identified in Item 1114(a)(1)
                    through (3) or Item 1115 of Regulation AB, is maintained as set forth in
1122(d)(4)(xv)      the transaction agreements.
------------------- ----------------------------------------------------------------------------- ------------------- -------------------

                                                EXHIBIT E

                                      FORM OF SARBANES CERTIFICATION

         Re:      The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

I,  ________________________________,  the _______________________ of [Name of Servicer],  certify to [the
Owner],  [the  Depositor],  and the [Master  Servicer]  [Securities  Administrator]  [Trustee],  and their officers, with the knowledge and intent that they will rely upon this certification, that:

         (1)      I  have  reviewed  the  servicer  compliance  statement  of  the  Servicer  provided  in accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the  Servicer's  compliance  with the servicing  criteria set forth in Item 1122(d)
         of  Regulation  AB (the  "Servicing  Criteria"),  provided in  accordance  with Rules  13a-18 and
         15d-18 under  Securities  Exchange Act of 1934, as amended (the "Exchange  Act") and Item 1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Servicer during 200[ ] that were delivered by the Servicer to the [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the "Servicer
         Servicing Information");

         (2)      Based on my knowledge,  the Servicer Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made,  not  misleading  with  respect to the period of time  covered  by the  Servicer  Servicing
         Information;

         (3)      Based  on my  knowledge,  all of  the  Servicer  Servicing  Information  required  to be provided  by the  Servicer  under the  Agreement  has been  provided to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

         (4)      I am  responsible  for  reviewing  the  activities  performed by the Servicer  under the
         Agreement,  and based on my knowledge  and the  compliance  review  conducted  in  preparing  the
         Compliance  Statement  and  except  as  disclosed  in the  Compliance  Statement,  the  Servicing
         Assessment  or the  Attestation  Report,  the Servicer has fulfilled  its  obligations  under the
         Agreement; and

         (5)      The Compliance  Statement,  the Servicing Assessment and the Attestation Report required to be provided by the Servicer  pursuant to the Agreement  have been provided to the  [Depositor]
         [Master Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the [Depositor]  [Master Servicer].  Any material instance of noncompliance with the
         Servicing Criteria has been disclosed in such reports.

                                                            Date:

                                                            By:___________________________________________
                                                            Name:_________________________________________
                                                            Title:________________________________________

                                                EXHIBIT F

                               FORM OF SARBANES-OXLEY BACK-UP CERTIFICATION

I,  ______________________,  Vice  President  of Wells  Fargo  Bank,  N.A.  (the  "Servicer"),  certify to
__________________,  and  its  officers,  directors,  agents  and  affiliates  (the  "Sarbanes  Certifying
Party"), and with the knowledge and intent that they will rely upon this certification, that:

         (i)      Based  on my  knowledge,  the  information  relating  to  the  Mortgage  Loans  and  the servicing  thereof  submitted by the Servicer to the Sarbanes  Certifying Party which is used in  connection  with  preparation  of the reports on Form 8-K and the annual report on Form 10-K filed with the  Securities  and  Exchange  Commission  with  respect to the
                  Securitization,  taken as a whole,  does not contain any untrue  statement of a material fact or omit to state a material fact  necessary to make the  statements  made, in light of the  circumstances  under which such  statements  were made, not misleading as of the date of this certification;

         (ii)     The servicing  information  required to be provided to the Sarbanes  Certifying Party by the Servicer  under the relevant  servicing  agreement has been provided to the Sarbanes
                  Certifying Party;

         (iii)    I am  responsible  for  reviewing  the  activities  performed by the Servicer  under the relevant  servicing  agreement  and  based  upon the  review  required  by the  relevant servicing  agreement,  and except as  disclosed in the Annual  Statement of  Compliance, the Annual Independent Public  Accountant's  Servicing Report and all servicing reports, officer's  certificates and other information  relating to the servicing of the Mortgage
                  Loans submitted to the Sarbanes  Certifying  Party,  the Servicer has, as of the date of this  certification  fulfilled its obligations under the relevant  servicing  agreement;
                  and

         (iv)     I  have  disclosed  to  the  Sarbanes  Certifying  Party  all  significant  deficiencies
                  relating  to  the  Servicer's   compliance  with  the  minimum  servicing  standards  in
                  accordance  with a review  conducted in compliance  with the Uniform Single  Attestation
                  Program  for  Mortgage  Bankers  or  similar  standard  as set  forth  in  the  relevant servicing agreement.

         (v)      The Servicer  shall  indemnify and hold harmless the Sarbanes  Certifying  Party and its officers,  directors,  agents and  affiliates  from and  against  any  losses,  damages, penalties,  fines,  forfeitures,  reasonable legal fees and related costs, judgments and other costs and  expenses  arising out of or based upon a breach by the  Servicer or any of its  officers,  directors,  agents  or  affiliates  of  its  obligations  under  this
                  Certification  or the  negligence,  bad faith or willful  misconduct  of the Servicer in connection  therewith.  If the  indemnification  provided for herein is  unavailable  or insufficient to hold harmless the Sarbanes  Certifying  Party,  then the Servicer agrees that it shall  contribute  to the  amount  paid or payable  by the  Sarbanes  Certifying
                  Party  as a result  of the  losses,  claims,  damages  or  liabilities  of the  Sarbanes
                  Certifying  Party in such  proportion as is appropriate to reflect the relative fault of the  Sarbanes  Certifying  Party  on the one  hand  and the  Servicer  on the  other  in connection with a breach of the Servicer's  obligations under this  Certification or the
                  Servicer's negligence, bad faith or willful misconduct in connection therewith.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:                                                        By:
                                                              Name:
                                                              Title:

                                                EXHIBIT G

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                                                                                        ____________,
20__

         ASSIGNMENT,  ASSUMPTION AND  RECOGNITION  AGREEMENT,  dated  ___________________,  20____ between
_________________,  a  _________________  corporation having an office at  _________________  ("Assignor")
and _________________, having an office at _________________ ("Assignee"):

         For and in  consideration of the sum of one dollar ($1.00) and other valuable  consideration  the receipt and sufficiency of which are hereby  acknowledge,  and of the mutual covenants  herein  contained, the parties hereto hereby agree as follows:

         1.       The Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor,  as Purchaser,  in, to and under that certain Seller's  Warranties and Servicing
Agreement,  (the "Seller's Warranties and Servicing  Agreement"),  dated as of  _________________,  by and between  _________________  (the "Purchaser"),  and  _________________  (the "Company"),  and the Mortgage
Loans delivered  thereunder by the Company to the Assignor,  and that certain  Custodial  Agreement,  (the
"Custodial  Agreement"),  dated as of  _________________,  by and among the  Company,  the  Purchaser  and
_________________ (the "Custodian").

         2.       The Assignor warrants and represents to, and covenants with, the Assignee that:

                  a.       The Assignor is the lawful  owner of the Mortgage  Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

                  b.       The Assignor has not received  notice of, and has no knowledge of, any offsets, counterclaims  or other  defenses  available to the Company with  respect to the Seller's  Warranties  and
Servicing Agreement or the Mortgage Loans;

                  c.       The  Assignor  has not waived or agreed to any waiver  under,  or agreed to any amendment or other  modification  of, the Seller's  Warranties  and  Servicing  Agreement,  the  Custodial
Agreement or the Mortgage Loans,  including without  limitation the transfer of the servicing  obligations under the Seller's  Warranties  and  Servicing  Agreement.  The Assignor has no knowledge  of, and has not received  notice of, any waivers under or amendments or other  modifications  of, or assignments of rights or obligations under, the Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

                  d.       Neither the Assignor nor anyone acting on its behalf has offered,  transferred, pledged,  sold or otherwise  disposed of the  Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  to,  or  solicited  any  offer to buy or  accept  a  transfer,  pledge  or other disposition  of the  Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security from,  or otherwise  approached  or  negotiated  with respect to the Mortgage  Loans,  any interest in the
Mortgage  Loans or any other  similar  security  with,  any  person  in any  manner,  or made any  general solicitation  by means of general  advertising  or in any other  manner,  or taken any other  action which would  constitute a distribution  of the Mortgage Loans under the Securities Act or which would render the disposition  of the  Mortgage  Loans  a  violation  of  Section  5 of the 33 Act or  require  registration pursuant thereto.

         3.       That  Assignee  warrants and  represent  to, and  covenants  with,  the Assignor and the
Company pursuant to Section 12.10 of the Seller's Warranties and Servicing Agreement that:

                  a.       The Assignee agrees to be bound, as Purchaser,  by all of the terms,  covenants and conditions of the Seller's  Warranties and Servicing  Agreement,  the Mortgage Loans and the Custodial
Agreement,  and from and after the date  hereof,  the  Assignee  assumes  for the  benefit  of each of the
Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

                  b.       The  Assignee  understands  that the  Mortgage  Loans have not been  registered under the 33 Act or the securities laws of any state;

                  c.       The purchase  price being paid by the  Assignee  for the Mortgage  Loans are in excess of  $250,000.00  and will be paid by cash  remittance of the full purchase  price within 60 days of the sale;

                  d.       The  Assignee  is  acquiring  the  Mortgage  Loans for  investment  for its own account  only and not for any other  person.  In this  connection,  neither  the  Assignee  nor any person authorized to act therefor has offered to Mortgage  Loans by means of any general  advertising  or general solicitation  within the meaning of Rule 502(c) of US  Securities  and Exchange  Commission  Regulation D,
promulgated under the Securities Act;

                  e.       The  Assignee  considers  itself  a  substantial  sophisticated   institutional
investor  having such  knowledge and  experience  in financial and business  matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

                  f.       The Assignee has been  furnished  with all  information  regarding the Mortgage
Loans that it has requested from the Assignor or the Company;

                  g.       Neither the Assignee nor anyone acting on its behalf has offered,  transferred, pledged,  sold or otherwise  disposed of the  Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security  to,  or  solicited  any  offer to buy or  accept  a  transfer,  pledge  or other disposition  of the  Mortgage  Loans,  any interest in the Mortgage  Loans or any other  similar  security from,  or otherwise  approached  or  negotiated  with respect to the Mortgage  Loans,  any interest in the
Mortgage  Loans or any other  similar  security  with,  any person in any manner which would  constitute a distribution  of the  Mortgage  Loans  under  the 33 Act or which  would  render  the  disposition  of the
Mortgage Loans a violation of Section 5 of the 33 Act or require  registration  pursuant thereto, nor will it act, nor has it  authorized  or will it authorize any person to act, in such manner with respect to the
Mortgage Loans; and

                  h.       Either (1) the  Assignee is not an employee  benefit plan  ("Plan")  within the meaning of section 3(3) of the Employee  Retirement  Income Security Act of 1974, as amended  ("ERISA") or a plan (also  "Plan")  within the  meaning of section  4975(e)(1)  of the  Internal  Revenue  Code of 1986
("Code"),  and the  Assignee is not directly or  indirectly  purchasing  the Mortgage  Loans on behalf of, investment  manager  of, as named  fiduciary  of, as Trustee  of, or with  assets  of, a Plan;  or (2) the
Assignee's  purchase of the Mortgage Loans will not result in a prohibited  transaction  under section 406 of ERISA or section 4975 of the Code.

                  i.       The Assignee's address for purposes of all notices and  correspondence  related to the Mortgage Loans and the Seller's Warranties and Servicing Agreements is:

                         ________________________________________________________

                         ________________________________________________________

                         ________________________________________________________

                           Attention: _________________

         The Assignee's wire transfer  instructions  for purposes of all remittances and payments  related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement is:

                         ________________________________________________________

                         ________________________________________________________

                         ________________________________________________________

                           Attention: _________________

         4.       From and after the date  hereof,  the Company  shall note the  transfer of the  Mortgage
Loans to the Assignee in its books and records,  the Company shall  recognize the Assignee as the owner of the  Mortgage  Loans and the Company  shall  service the  Mortgage  Loans for the benefit of the  Assignee pursuant to the Seller's  Warranties and Servicing  Agreement,  the terms of which are incorporated herein by  reference.  It is the  intention  of the  Assignor,  the Company and the  Assignee  that the  Seller's
Warranties and Servicing  Agreement  shall be binding upon and inure to the benefit of the Company and the
Assignee and their respective successors and assigns.

                                           [Signatures Follow]

         IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

_________________________________                             ____________________________________________
Assignor                                                      Assignee

By:______________________________                             By:_________________________________________

Name:____________________________                             Name:_______________________________________

Its:_____________________________                             Its:________________________________________

Tax Payer Identification No.:                                 Tax Payer Identification No.:
________________________________                              _________________________________

                                                EXHIBIT H

                                           ELECTRONIC DATA FILE

         (1)      the street address of the Mortgaged Property including the city, state, county and zip code;

         (2)      a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a cooperative, a townhouse, manufactured housing or a unit in a condominium project;

         (3)      the Mortgage Interest Rate as of the Cut-off Date;

         (4)      the current Monthly Payment;

         (5)      loan term, number of months;

         (6)      the stated maturity date;

         (7)      the Stated Principal Balance of the Mortgage Loan as of the close of business on the
                  Cut-off Date, after deduction of payments of principal due on or before the Cut-off
                  Date;

         (8)      the Loan-to-Value Ratio;

         (9)      a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan;

         (10)     a code indicating whether the Mortgage Loan is a temporary buydown (Y or N);

         (11)     the Servicing Fee Rate;

         (12)     a code indicating whether the Mortgage Loan is covered by lender-paid mortgage insurance (Y or N);

         (13)     a code indicating whether the Mortgage Loan is a Time$aver® Mortgage Loan (Y or N);

         (14)     the Mortgagor's first and last name;

         (15)     a code indicating whether the Mortgaged Property is owner-occupied;

         (16)     the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

         (17)     the date on which the first Monthly Payment was due on the Mortgage Loan;

         (18)     the last Due Date on which a Monthly Payment was actually applied to the actual principal balance;

         (19)     the original principal amount of the Mortgage Loan;

         (20)     a code indicating the purpose of the loan (i.e., purchase, financing, rate/term refinancing, cash-out refinancing);

         (21)     the Mortgage Interest Rate at origination;

         (22)     the date on which the first Monthly Payment was due on the Mortgage Loan;

         (23)     a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2's and current pay stub or 2 years 1040's for self employed borrowers), alternative or reduced);

         (24)     a code indicating if the Mortgage Loan is subject to a PMI Policy;

         (25)     the Appraised Value of the Mortgage Property;

         (26)     the sale price of the Mortgaged Property, if applicable;

         (27)     the Mortgagor's Underwriting FICO Score;

         (28)     term of prepayment penalty in years;

         (29)     a code indicating the product type;

         (30)     a code indicating the credit grade of the Mortgage Loan;

         (31)     the unpaid balance of the Mortgage Loan as of the close of business on the Cut-off
                  Date, after deduction of all payments of principal;

         (32)     the Note date of the Mortgage Loan;

         (33)     the mortgage insurance certificate number and percentage of coverage, if applicable;

         (34)     the Mortgagor's date of birth;

         (35)     the MIN Number for each Mortgage Loan, if applicable;

         (36)     employer name;

         (37)     subsidy program code;

         (38)     servicer name;

         (39)     the combined Loan-to-Value Ratio;

         (40)     the total Loan-to-Value Ratio;

         (41)     whether the Mortgage Loan is convertible (Y or N);

         (42)     a code indicating whether the Mortgage Loan is a relocation loan (Y or N);

         (43)     a code indicating whether the Mortgage Loan is a leasehold loan (Y or N);

         (44)     a code indicating whether the Mortgage Loan is an Alt A loan (Y or N);

         (45)     a code indicating whether the Mortgage Loan is a no ratio loan (Y or N);

         (46)     a code indicating whether the Mortgage Loan is a Pledged Asset Mortgage Loan (Y or N);

         (47)     effective LTV percentage for Pledged Asset Mortgage Loans;

         (48)     citizenship type code;

         (49)     a code indicating whether the Mortgage Loan is a conforming or non-conforming loan, based on the original loan balance;

         (50)     the name of the client for which the Mortgage Loan was originated;

         (51)     the program code;

         (52)     the loan sub doc code;

         (53)     the remaining interest-only term for Interest Only Mortgage Loans;

                                      The Company shall provide the following
                                   For the Home Mortgage Disclosure Act (HMDA):

         (54)     the Mortgagor's and co-Mortgagor's (if applicable) ethnicity;

         (55)     the Mortgagor's and co-Mortgagor's (if applicable) race;

         (56)     lien status;

         (57)     for cash-out refinance loans, the cash purpose;

         (58)     the Mortgagor's and co-Mortgagor's (if applicable) gender;

         (59)     the Mortgagor's and co-Mortgagor's (if applicable) social security numbers;

         (60)     the number of units for the property;

         (61)     the year in which the property was built;

         (62)     the qualifying monthly income of the Mortgagor;

         (63)     the number of bedrooms contained in the property;

         (64)     a code indicating first time buyer (Y or N);

         (65)     the total rental income, if any;

                                      The Seller shall provide the following
                              for the adjustable rate Mortgage Loans (if applicable):

         (66)     the maximum Mortgage Interest Rate under the terms of the Mortgage Note;

         (67)     the Periodic Interest Rate Cap;

         (68)     the Index;

         (69)     the next Adjustment Date;

         (70)     the Gross Margin; and

         (71)     the lifetime interest rate cap.

                                 MASTER MORTGAGE LOAN PURCHASE AGREEMENT

         This is an Amended and Restated  Master  Mortgage  Loan  Purchase  Agreement  (the  "Agreement"),
dated as of  November  1, 2004 by and between  EMC  Mortgage  Corporation,  having an office at 909 Hidden
Ridge Drive,  Suite 200,  Irving,  Texas 75038 (the  "Purchaser")  and Wells Fargo Bank,  N.A.,  having an office at 1 Home Campus, Des Moines, Iowa 50328-0001 (the "Seller").

                                           W I T N E S S E T H

         WHEREAS,  the Seller  agrees to sell,  and the  Purchaser  agrees to purchase,  from time to time certain  conventional  residential  mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein:

         WHEREAS,  the Mortgage  Loans shall be delivered as pools of whole loans (each a "Loan  Package")
on various dates as provided herein (each a "Closing Date"); and

         WHEREAS,  the  parties  intend  hereby  to set forth the  terms  and  conditions  upon  which the proposed Transactions will be effected.

         NOW THEREFORE,  in consideration of the promises and the mutual agreements set forth herein,  the parties hereto agree as follows:

         SECTION 1.         All  capitalized  terms  not  otherwise  defined  herein  have the  respective meanings set forth in the Amended and Restated Master Seller's Warranties and Servicing  Agreement,  dated as of the date herewith (the"Master Seller's Warranties and Servicing Agreement").

         SECTION  2.  Agreement  to  Purchase.  The Seller  agrees to sell,  and the  Purchaser  agrees to purchase  from time to time,  Mortgage  Loans  having an  aggregate  principal  balance on the  applicable related Cut-off Date in an amount as set forth in the related  Commitment  Letters or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual  aggregate  principal  balance of the
Mortgage  Loans in the related Loan Package  accepted by the Purchaser on the related  Closing  Date.  The
Mortgage Loans will be delivered pursuant to the Master Seller's Warranties and Servicing Agreement.

         SECTION 3.         Mortgage  Schedules.  The Seller  will  provide  the  Purchaser  with  certain information  constituting  a listing of the Mortgage  Loans to be purchased  under this Agreement for each
Transaction  (the "Mortgage Loan  Schedule").  Each Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan Schedule" under the Master Seller's Warranties and Servicing Agreement.

         SECTION 4.        Purchase  Price.  The  purchase  price for each  Loan  Package  (the  "Purchase
Price")  shall be the  percentage  of par as stated in the related  Commitment  Letter,  multiplied by the aggregate  principal balance,  as of the related Cut-off Date, of the Mortgage Loans listed in the related
Loan Package,  after  application of scheduled  payments of principal for such related Loan Package due on or before the related  Cut-off Date whether or not  collected.  The purchase  price for a Loan Package may be adjusted as stated in the related Commitment Letter.

         In addition to the Purchase  Price,  the Purchaser shall pay to the Seller,  at closing,  accrued interest on the initial  principal  amount of the Mortgage  Loans at the weighted  average  Mortgage  Loan
Remittance  Rate for each Loan Package from the related  Cut-off Date through the day prior to the related
Closing Date, inclusive.

         With  respect  to each  Loan  Package,  the  Purchaser  shall be  entitled  to (1) all  scheduled principal due after the related  Cut-off Date, (2) all other  recoveries of principal  collected after the related Cut-off Date  (provided,  however,  that all scheduled  payments of principal due on or before the related  Cut-off  Date and  collected  by the Seller  after the related  Cut-off  Date shall belong to the
Seller),  and (3) all payments of interest on the  Mortgage  Loans at the Mortgage  Loan  Remittance  Rate
(minus that  portion of any such payment  which is  allocable  to the period prior to the related  Cut-off
Date).  The principal  balance of each Mortgage  Loan as of the related  Cut-off Date is determined  after application  of  payments  of  principal  due  on or  before  the  related  Cut-off  Date  whether  or not collected.  Therefore,  payments of scheduled  principal  and  interest  prepaid for a due date beyond the related  Cut-off Date shall not be applied to the principal  balance as of the related  Cut-off Date. Such prepaid  amounts (minus  interest at the Servicing Fee Rate) shall be the property of the  Purchaser.  The
Seller shall deposit any such prepaid  amounts into the Custodial  Account,  which account is  established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

         SECTION 5.        Examination  of Mortgage  Files.  Prior to each Closing Date,  the Seller shall
(a) deliver to the  Purchaser in escrow,  for  examination,  the  Mortgage  File for each  Mortgage  Loan, including  a copy of the  Assignment  of  Mortgage,  pertaining  to each  Mortgage  Loan,  or (b) make the
Mortgage Files available to the Purchaser for  examination at the Seller's  offices or such other location as shall  otherwise be agreed upon by the Purchaser and the Seller.  Such  examination  may be made by the
Purchaser or by any  prospective  purchaser of the Mortgage Loans from the  Purchaser,  at any time before or after  such  related  Closing  Date,  upon prior  reasonable  notice to the  Seller.  The fact that the
Purchaser or any  prospective  purchaser of the Mortgage  Loans has conducted or has failed to conduct any partial or complete  examination  of the Mortgage  Files shall not affect the  Purchaser's  (or any of its successor's)  rights to demand  repurchase,  substitution  or other  relief as  provided  under the Master
Seller's Warranties and Servicing Agreement.

         Prior to Seller's  receipt of the Purchase Price,  the Purchaser shall cause the Custodian to act as bailee for the sole and exclusive  benefit of the Seller  pursuant to the  Custodial  Agreement and act only in accordance  with  Seller's  instructions.  Upon the Seller's  receipt of the Purchase  Price,  the
Seller shall provide  notification  to the Custodian to release  ownership of the Mortgage Loan  Documents contained in the Custodial  Mortgage  File.  Such  notification  shall be in a form of a written notice by facsimile or other  electronic  media,  with a copy sent to the  Purchaser.  Subsequent  to such  release, such Mortgage Loan  Documents  shall be retained by the  Custodian for the benefit of the  Purchaser.  All
Mortgage  Loan  Documents  related to Mortgage  Loans not  purchased by the Purchaser on the Closing Date, shall be  maintained  by the  Custodian  for the benefit of the Seller and shall be returned to the Seller within two (2) Business Days after the Closing Date.

         SECTION 6.         Representations,  Warranties and  Agreements of Seller.  The Seller agrees and acknowledges  that it shall, as a condition to the consummation of the transactions  contemplated  hereby, make the  representations  and  warranties  specified  in  Section  3.01 and 3.02 of the  Master  Seller's
Warranties  and  Servicing  Agreement,  as  of  each  related  Closing  Date.  The  meaning  of  the  term
"Agreement" as used in Sections 3.01 and 3.02 of the Master  Seller's  Warranties and Servicing  Agreement
shall include this  Agreement.  The Seller,  without  conceding  that the Mortgage  Loans are  securities, hereby makes the following  additional  representations,  warranties and agreements  which shall be deemed to have been made as of the related Closing Date:

         a)       neither the Seller nor anyone  acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of any  Mortgage  Loans,  any  interest in any Mortgage  Loans or any other similar  security to, or solicited  any offer to buy or accept a transfer,  pledge or other disposition  of any  Mortgage  Loans,  any interest in any  Mortgage  Loans or any other  similar security  from, or otherwise  approached or negotiated  with respect to any Mortgage  Loans,  any interest in any Mortgage Loans or any other similar  security with, any person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner,  or taken any  other  action  which  would  constitute  a  distribution  of the  Mortgage  Loans  under the
         Securities  Act or which would  render the  disposition  of any  Mortgage  Loans a  violation  of
         Section 5 of the Securities Act or require  registration  pursuant thereto,  nor will it act, nor has it  authorized  or will it  authorize  any person to act, in such manner with  respect to the
         Mortgage Loans; and

         b)       the Seller has not dealt with any broker or agent or anyone  else who might be  entitled to a fee or commission in connection with this transaction other than the Purchaser.

         SECTION 7.         Representation,   Warranties  and  Agreement  of  Purchaser.   The  Purchaser,
without  conceding that the Mortgage  Loans are  securities,  hereby makes the following  representations, warranties and agreements, which shall have been deemed to have been made as of the related Closing Date.

         a)       the Purchaser  understands  that the Mortgage Loans have not been  registered  under the
         Securities Act or the securities laws of any state;

         b)       the Purchaser is acquiring  the Mortgage  Loans for its own account only and not for any other person;

         c)       the Purchaser  considers  itself a  substantial,  sophisticated  institutional  investor having such  knowledge and  experience  in financial  and business  matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

         d)       the Purchaser  has been  furnished  with all  information  regarding the Mortgage  Loans which it has requested from the Seller or the Company; and

         e)       neither the  Purchaser nor anyone acting on its behalf  offered,  transferred,  pledged, sold or otherwise  disposed of any Mortgage  Loan, any interest in any Mortgage Loan or any other similar  security  to,  or  solicited  any  offer to buy or  accept a  transfer,  pledge or other disposition  of any  Mortgage  Loan,  any  interest  in any  Mortgage  Loan or any other  similar security  from,  or otherwise  approached or negotiated  with respect to any Mortgage  Loan,  any interest in any Mortgage Loan or any other similar  security with,  any person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner,  or taken any  other  action  which  would  constitute  a  distribution  of the  Mortgage  Loans  under the
         Securities  Act or which  would  render the  disposition  of any  Mortgage  Loan a  violation  of
         Section 5 of the Securities Act or require  registration  pursuant thereto,  nor will it act, nor has it  authorized  or will it  authorize  any person to act, in such manner with  respect to the
         Mortgage Loans.

         SECTION 8.         Closing.  The closing for the  purchase  and sale of each Loan  Package  shall take place on the related  Closing  Date.  At the  Purchaser's  option,  the Closing  shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree; or conducted in person,  at such place as the parties shall agree.

         The closing shall be subject to each of the following conditions:

         a)       all of the  representations  and warranties of the Seller under this Agreement and under the Master  Seller's  Warranties  and  Servicing  Agreement  shall be true and correct as of such related  Closing  Date and no event  shall have  occurred  which,  with  notice or the passage of time,  would  constitute a default  under this  Agreement or an Event of Default under the Master
         Seller's Warranties and Servicing Agreement;

         b)       the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow,  all Closing Documents as specified in Section 9 of this Agreement,  in such forms as are agreed upon and  acceptable to the  Purchaser,  duly executed by all  signatories  other than the
         Purchaser as required pursuant to the respective terms thereof;

         c)       the  Seller  shall  have  delivered  and  released  to the  Custodian  under the  Master
         Seller's  Warranties  and  Servicing  Agreement all  documents  required  pursuant to the related
         Custodial Agreement, and

         d)       all other terms and conditions of this Agreement shall have been complied with.

         Subject to the  foregoing  conditions,  the  Purchaser  shall pay to the  Seller on such  related
Closing  Date the  applicable  Purchase  Price,  plus  accrued  interest  pursuant  to  Section  4 of this
Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

         SECTION 9.         Closing  Documents.  With respect to the Mortgage Loans, the Closing Documents shall consist of the following documents:

         On the initial Closing Date:

         1.       the Master Seller's Warranties and Servicing Agreement, in three counterparts;

         2.       this Agreement in two counterparts;

         3.       the  Custodial  Agreement,  dated as November  30,  1999,  by and  between EMC  Mortgage
                  Corporation as Owner,  and Wells Fargo Bank, N.A.  (formerly Wells Fargo Bank Minnesota,
                  N.A.) attached as an exhibit to the Master Seller's Warranties and Servicing Agreement;

         4.       the Mortgage  Loan  Schedule for the related  Loan  Package,  one copy to be attached to each  counterpart of the Master  Seller's  Warranties and Servicing  Agreement,  to each counterpart of this Agreement,  and to each counterpart of the Custodial  Agreement,  as the Mortgage Loan Schedule thereto;

         5.       a Receipt and Certification, as required under the Custodial Agreement;

         6.       an Opinion of Counsel of the Seller, in the form of Exhibit 1 hereto; and

         7.       an Assignment and Conveyance Agreement for the related Mortgage Loans.

         On each subsequent Closing Date, the following documents:

         1.       the Mortgage Loan Schedule for the related Loan Package;

         2.       an Assignment and Conveyance Agreement for the related Mortgage Loans; and

         3.       a Receipt and Certification, as required under the Custodial Agreement.

         SECTION 10.        Costs.  The Purchaser shall pay any  commissions  due its salesmen,  the legal fees and expenses of its attorneys and the costs and expenses  associated  with the Custodian.  The Seller shall be responsible  for reasonable  costs and expenses  associated  with any  preparation of the initial assignments  of  mortgage.  All other costs and  expenses  incurred in  connection  with the  transfer and delivery of the Mortgage Loans,  including fees for title policy  endorsements and  continuations  and the
Seller's attorney fees, shall be paid by the Seller.

         SECTION 11.        Servicing  The  Mortgage  Loans shall be serviced by the Seller in  accordance with the terms of the Master  Seller's  Warranties and Servicing  Agreement.  The Seller shall be entitled to servicing fees calculated as provided therein, at the Servicing Fee Rate.

         SECTION 12.        Financial  Statements.  The Seller  understands  that in  connection  with the
Purchaser's  marketing  of  the  Mortgage  Loans,  the  Purchaser  shall  make  available  to  prospective purchasers a  Consolidated  Statement of  Operations  of the Seller for the most  recently  completed  two fiscal  years  respecting  which such a statement is  available,  as well as a  Consolidated  Statement of
Condition  at the  end of the  last  two (2)  fiscal  years  covered  by such  Consolidated  Statement  of
Operations.  The Purchaser shall also make available any comparable  interim  statements to the extent any such  statements  have been  prepared by the seller in a format  intended or  otherwise  suitable  for the public at large.  The Seller,  if it has not already done so, agrees to furnish  promptly to the Purchaser copies of the  statements  specified  above.  The Seller  shall  also make  available  information  on its servicing  performance  with respect to loans in its own portfolio and loans serviced for others (if any), including foreclosure and delinquency ratios.

         The  Seller  also  agrees to allow  access to a  knowledgeable  (as  shall be  determined  by the
Seller)  financial or accounting  officer for the purpose of answering  questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

         SECTION 13.        Mandatory  Delivery.  The  sale  and  delivery  on  each  Closing  Date of the related  Mortgage  Loans  described on the  respective  Mortgage  Loan  Schedules is  mandatory,  it being specifically  understood  and  agreed  that each  Mortgage  Loan must be unique and  identifiable  on such related  Closing  Date and  that an  award of money  damages  would  be  insufficient  to  compensate  the
Purchaser  for the losses  and  damages  incurred  by the  Purchaser  (including  damages  to  prospective purchasers of the Mortgage  Loans) in the event of the Seller's  failure to deliver the Mortgage  Loans on or before such related  Closing Date.  All rights and remedies of the Purchaser  under this  Agreement are distinct from,  and cumulative  with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

         SECTION 14.        Notices.  All  demands,  notices  and  communications  hereunder  shall  be in writing and shall be deemed to have been duly given if mailed,  by  registered or certified  mail,  return receipt  requested,  or, if by other means,  when  received by the other party at the address shown on the first page  hereof,  or such other  address  as may  hereafter  be  furnished  to the other  party by like notice.  Any such demand,  notice of communication  hereunder shall be deemed to have been received on the date  delivered to or received at the premises of the addressee (as  evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

         SECTION 15.        Severability Clause. Any part,  provision,  representation or warranty of this
Agreement  which is prohibited or which is held to be void or  unenforceable  shall be  ineffective to the extent of such  prohibition or  unenforceability  without  invalidating the remaining  provisions  hereof.
Any part,  provision,  representation  or warranty of this Agreement which is prohibited or  unenforceable or is  held  to  be  void  or  unenforceable  in  any  jurisdiction  shall  be  ineffective,  as  to  such jurisdiction,  to the extent of such prohibition or  unenforceability  without  invalidating the remaining provisions  hereof,  and any such prohibition or  unenforceability  in any jurisdiction as to any Mortgage
Loan shall not  invalidate  or render  unenforceable  such  provision  in any other  jurisdiction.  To the extent  permitted by  applicable  law, the parties  hereto waive any  provision of law which  prohibits or renders  void  or  unenforceable  any  provision  hereof.  If  the  invalidity  of  any  part,  provision, representation  or warranty of this Agreement shall deprive any party of the economic  benefit intended to be conferred by this Agreement,  the parties shall  negotiate,  in good-faith,  to develop a structure the economic effect of which is as close as possible to the economic  effect of this Agreement  without regard to such invalidity.

         SECTION 16.        Counterparts.  This Agreement may be executed  simultaneously in any number of counterparts.  Each  counterpart  shall be  deemed  to be an  original,  and all such  counterparts  shall constitute one and the same instrument.

         SECTION 17.        Place of  Delivery  and  Governing  Law.  This  Agreement  shall be  deemed in effect when a fully  executed  counterpart  thereof is received by the  Purchaser in the State of New York and  shall be  deemed  to have  been  made in State of New  York.  The  Agreement  shall be  construed  in accordance  with  the  laws of the  State of New York and the  obligations,  rights  and  remedies  of the parties  hereunder  shall be determined in  accordance  with the laws of the State of New York,  except to the extent preempted by Federal Law.

         Each of the Seller and the Purchaser hereby knowingly,  voluntarily and intentionally  waives any and all rights it may have to a trial by jury in respect of any  litigation  based on, or arising  out of, under,  or in  connection  with,  this  Agreement,  or any other  documents  and  instruments  executed in connection herewith,  or any course of conduct,  course of dealing,  statements (whether oral or written), or actions of the Seller or the Purchaser.  This  provision is a material  inducement for the Purchaser to enter into this Agreement.

         SECTION 18.        Further  Agreements.  The  Purchaser  and the Seller each agree to execute and deliver  to the other  such  additional  documents,  instruments  or  agreements  as may be  necessary  or appropriate to effectuate the purposes of this Agreement.

         Without  limiting the generality of the  foregoing,  the Seller shall  reasonably  cooperate with the Purchaser in  connection  with the initial  resales of the Mortgage  Loans by the  Purchaser.  In that connection,  the Seller  shall  provide to the  Purchaser:  (i) any and all  information  and  appropriate verification  of information,  whether  through  letters of its auditors and counsel or otherwise,  as the
Purchaser shall  reasonably  request,  and (ii) such additional  representations,  warranties,  covenants, opinions of counsel,  letters  from  auditors  and  certificates  of public  officials  or officers of the
Seller as are  reasonably  believed  necessary  by the  Purchaser in  connection  with such  resales.  The requirement of the Seller pursuant to (ii) above shall  terminate on the related  Closing Date,  except as provided  pursuant to Article IX of the Master  Seller's  Warranties  and  Servicing  Agreement.  Prior to
incurring any  out-of-pocket  expenses  pursuant to this paragraph,  the Seller shall notify the Purchaser in writing of the estimated  amount of such  expense.  The  Purchaser  shall  reimburse the Seller for any such expense following its receipt of appropriate details thereof.

         SECTION 19.        Intention  of  the  Parties.  It is the  intention  of the  parties  that  the
Purchaser is purchasing,  and the Seller is selling,  an undivided 100% ownership interest in the Mortgage
Loans and not a debt instrument of the Seller or another  security.  Accordingly,  the parties hereto each intend to treat the  transaction  for Federal income tax purposes as a sale by the Seller,  and a purchase by the  Purchaser,  of the  Mortgage  Loans.  The  Purchaser  shall have the right to review the  Mortgage
Loans and the related  Mortgage Loan Files to determine the  characteristics  of the Mortgage  Loans which shall  affect the  Federal  income tax  consequences  of owning the  Mortgage  Loans and the Seller  shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

         SECTION 20.        Successors  and Assigns;  Assignment  of Purchase  Agreement.  This  Agreement
shall  bind and inure to the  benefit  of and be  enforceable  by the  Seller  and the  Purchaser  and the respective  successors  and  assigns  of the  Seller  and  the  Purchaser.  This  Agreement  shall  not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

         SECTION 21.  Waivers;  Other  Agreements.  No term or provision of this  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party  against whom such waiver or modification is sought to be enforced.

         SECTION 22.  Exhibits.  The exhibits to this  Agreement are hereby  incorporated  and made a part hereof and are an integral part of this Agreement.

         SECTION  23.  General  Interpretive  Principles.  For  purposes  of  this  Agreement,  except  as otherwise expressly provided or unless the context otherwise requires:

         a)       the  terms  defined  in  this  Agreement  have  the  meanings  assigned  to them in this
         Agreement  and  include  the plural as well as the  singular,  and the use of any  gender  herein shall be deemed to include the other gender;

         b)       accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

         c)       references  herein to "Articles",  "Sections",  "Subsections",  "Paragraphs",  and other subdivisions without reference to a document are to designated Articles,  Sections,  Subsections,
         Paragraphs and other subdivisions of this Agreement;

         d)       a reference to a  Subsection  without  further  reference to a Section is a reference to such  Subsection as contained in the same Section in which the reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

         e)       the words  "herein",  "hereof",  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         f)       the  term  "include"  or  "including"  shall  mean  without   limitation  by  reason  of
         enumeration.

         SECTION 24.  Reproduction  of  Documents.  This  Agreement and all  documents  relating  thereto, including,  without limitation,  (a) consents,  waivers and modifications which may hereafter be executed,
(b) documents received by any party at the closing, and (c) financial  statements,  certificates and other information  previously  or hereafter  furnished,  may be  reproduced  by any  photographic,  photostatic, microfilm,  micro-card,  miniature  photographic or other similar process. The parties agree that any such reproduction  shall be  admissible  in evidence as the original  itself in any judicial or  administrative proceeding,  whether or not the original is in existence and whether or not such  reproduction was made by a party in the regular course of business,  and that any  enlargement,  facsimile or further  reproduction of such reproduction shall likewise be admissible in evidence.
                                           [Signatures Follow]

         IN WITNESS  WHEREOF,  the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                                              EMC MORTGAGE CORPORATION
                                                              (Purchaser)

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                              WELLS FARGO BANK, N.A.
                                                              (Seller)

                                                              By:_________________________________________
                                                              Name:_______________________________________
                                                              Title:______________________________________

                                                EXHIBIT 1

                                        FORM OF OPINION OF COUNSEL

Re:      Mortgage Loan Sale by Wells Fargo Bank, N.A. (the "Company") to EMC Mortgage Corporation (the
"Purchaser") of first lien mortgage loans (the "Mortgage Loans") pursuant to that certain Amended and
Restated Master Seller's Warranties and Servicing Agreement and Amended and Restated Master Mortgage
Loan Purchase Agreement by and between the Company and the Purchaser, dated as of November 1, 2005.

Dear Sir/Madam:

I am  [_______]  of Wells  Fargo Bank,  N.A.  and have acted as counsel to Wells  Fargo  Bank,  N.A.  (the
"Company"),  with respect to certain  matters in connection with the sale by the Company of Mortgage Loans pursuant to that certain  Amended and Restated  Master  Seller's  Warranties  and Servicing  Agreement and
Amended and Restated Master  Mortgage Loan Purchase  Agreement by and between the Company and EMC Mortgage
Corporation  (the  "Purchaser"),  dated as of November 1, 2005, (the  "Agreements"),  which sale is in the form of whole  Mortgage  Loans.  Capitalized  terms not  otherwise  defined  herein have the  meanings set forth in the Amended and Restated Master Seller's Warranties and Servicing Agreement.

I have examined the following documents:

1.       the Amended and Restated Master Seller's Warranties and Servicing Agreement;

2.       the Amended and Restated Master Mortgage Loan Purchase Agreement;

3.       the Custodial Agreement;

4.       the form of endorsement of the Mortgage Notes; and

5.       such other  documents,  records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed  necessary and proper, I have relied upon the  representations  and warranties of the Company  contained in the Agreements.  I have assumed the  authenticity of all documents  submitted to me as originals,  the  genuineness of all  signatures,  the legal  capacity of natural  persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1.       The Company is a national  banking  association  duly  organized,  validly  existing  and in good standing under the laws of the United States.

2.       The Company  has the power to engage in the  transactions  contemplated  by the  Agreements,  the
         Custodial  Agreement  and all requisite  power,  authority and legal right to execute and deliver the Agreements,  the Custodial  Agreement and the Mortgage Loans,  and to perform and observe the terms and conditions of such instruments.

3.       Each person who, as an officer or  attorney-in-fact  of the Company,  signed (a) the  Agreements, each dated as of November 1, 2005,  by and  between  the Company and the  Purchaser,  and (b) any other  document  delivered  prior  hereto or on the date hereof in  connection  with the sale and servicing of the Mortgage Loans in accordance  with the Agreements  was, at the respective  times of such  signing  and  delivery,  and is,  as of the date  hereof,  duly  elected  or  appointed, qualified  and acting as such officer or  attorney-in-fact,  and the  signatures  of such persons appearing on such documents are their genuine signatures.

4.       Each of the  Agreements,  the  Custodial  Agreement,  and  the  Mortgage  Loans,  has  been  duly authorized,  executed and  delivered by the Company and is a legal,  valid and binding  agreement enforceable  in  accordance  with its terms,  subject to the effect of  insolvency,  liquidation,
         convervatorship   and  other  similar  laws   administered  by  the  Federal  Deposit   Insurance
         Corporation  affecting the  enforcement  of contract  obligations of insured banks and subject to the application of the rules of equity,  including those  respecting the availability of specific performance,  none of which  will  materially  interfere  with the  realization  of the  benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

5.       The  Company  has been  duly  authorized  to allow any of its  officers  to  execute  any and all documents  by  original  signature  in order to complete  the  transactions  contemplated  by the
         Agreements  and the  Custodial  Agreement,  and by original or  facsimile  signature  in order to execute the  endorsements  to the Mortgage Notes and the  assignments  of the Mortgages,  and the original or facsimile  signature of the officer at the Company  executing the endorsements to the
         Mortgage Notes and the  assignments of the Mortgages  represents the legal and valid signature of said officer of the Company.

6.       Either (i) no consent,  approval,  authorization or order of any court or governmental  agency or body is required for the execution,  delivery and  performance by the Company of or compliance by the  Company  with the  Agreements,  the  Custodial  Agreement  or the sale and  delivery  of the
         Mortgage Loans or the  consummation of the transactions  contemplated by the Agreements,  and the
         Custodial  Agreement;  or (ii) any required  consent,  approval,  authorization or order has been obtained by the Company.

7.       Neither the  consummation of the  transactions  contemplated by, nor the fulfillment of the terms of the  Agreements and the Custodial  Agreement,  will conflict with or results in or will result in a breach of or  constitutes  or will  constitute a default under the charter or by-laws of the
         Company,  the terms of any  indenture or other  agreement or instrument to which the Company is a party or by which it is bound or to which it is  subject,  or  violates  any  statute  or  order,
         rule,  regulations,   writ,  injunction  or  decree  of  any  court,  governmental  authority  or regulatory body to which the Company is subject or by which it is bound.

8.       There is no action,  suit,  proceeding or investigation  pending or, to the best of my knowledge, threatened  against  the  Company  which,  in my  opinion,  either in any one  instance or in the aggregate,  may result in any material  adverse  change in the  business,  operations,  financial condition,  properties  or assets of the Company or in any  material  impairment  of the right or ability  of the  Company  to carry  on its  business  substantially  as now  conducted  or in any material  liability on the part of the Company or which would draw into  question the validity of the  Agreements,  and  the  Custodial  Agreement,  or of  any  action  taken  or to be  taken  in connection  with the  transactions  contemplated  thereby,  or which  would be  likely  to impair materially  the  ability  of the  Company to perform  under the terms of the  Agreements  and the
         Custodial Agreement.

9.       For  purposes  of the  foregoing,  I  have  not  regarded  any  legal  or  governmental  actions, investigations  or proceedings to be "threatened"  unless the potential  litigant or governmental authority  has  manifested  to the legal  department of the Company or an employee of the Company responsible  for the receipt of process a present  intention to initiate  such  proceedings;  nor have I regarded any legal or  governmental  actions,  investigations  or proceedings as including those that are  conducted  by state or  federal  authorities  in  connection  with their  routine regulatory  activities.  The  sale  of each  Mortgage  Note  and  Mortgage  as and in the  manner contemplated by the Agreements is sufficient  fully to transfer all right,  title and interest of the Company  thereto as noteholder and  mortgagee,  apart from the rights to service the Mortgage
         Loans pursuant to the Agreements.

10.      The form of  endorsement  that is to be used with respect to the Mortgage  Loans is legally valid and sufficient to duly endorse the Mortgage  Notes to the  Purchaser.  Upon the completion of the endorsement  of the Mortgage Notes and the  completion of the  assignments of the Mortgages,  and the recording  thereof,  the endorsement of the Mortgage Notes,  the delivery to the Custodian of the completed  assignments of the Mortgages,  and the delivery of the original  endorsed Mortgage
         Notes to the  Custodian  would be  sufficient to permit the entity to which such Mortgage Note is initially  endorsed at the  Purchaser's  direction,  and to whom such  assignment of Mortgages is initially  assigned at the  Purchaser's  direction,  to avail itself of all protection  available under  applicable law against the claims of any present or future  creditors of the Company,  and would be sufficient to prevent any other sale, transfer,  assignment,  pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This  opinion is given to you for your sole  benefit,  and no other  person or entity is  entitled to rely hereon except that the  purchaser or  purchasers  to which you initially and directly  resell the Mortgage
Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

                                                                                               EXHIBIT I-1

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment,  Assumption and Recognition  Agreement (this "AAR  Agreement")  made as of
October 31, 2006, among EMC Mortgage Corporation (the "Assignor"),  Citibank,  N.A., not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-7,  Mortgage  Pass-Through
Certificates, Series 2006-7 (the "Assignee"), and Countrywide Home Loans Servicing LP (the "Company").

         Whereas, the Assignor purchased mortgage loans listed on Attachment 1 annexed hereto (the
"Mortgage Loans") pursuant to that certain Master Mortgage Loan Purchase Agreement, dated as of November
1, 2002 (the "Purchase Agreement") between the Assignor and Countrywide Home Loans, Inc. ("Countrywide")
and the relevant term sheets between the Assignor and Countrywide (the "Term Sheets"); and the Company
agrees to service the Mortgage Loans pursuant to the terms and conditions of the Seller's Warranties and
Servicing Agreement, dated as of September 1, 2002, as amended on January 1, 2003 and further amended on
September 1, 2004, as amended by Amendment Reg AB dated January 1, 2006 (as amended, the "Servicing
Agreement"), between Assignor and Countrywide.

         In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto also agree that the Mortgage Loans shall be subject to the terms of this AAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

         Assignment and Assumption

         1.       Assignor  hereby  grants,  transfers  and assigns to Assignee  all of the right,  title, interest  and  obligations  of Assignor in the Mortgage  Loans and, as they relate to the Mortgage  Loans, all of its  right,  title,  interest  and its  obligations  in,  to and  under  the  Servicing  Agreement.
Notwithstanding  anything to the contrary  contained herein, the Assignor  specifically  reserves and does not  assign to the  Assignee  any  right,  title and  interest  in,  to or under the  representations  and warranties  contained in Sections 3.01 and 3.02 of the  Servicing  Agreement and the Assignor is retaining any and all rights to enforce the  representations  and warranties set forth in those sections against the
Company  including,  but not  limited  to, the right to seek  repurchase  or  indemnification  pursuant to
Section 3.03 and 3.04 of the Servicing Agreement.  Assignor  specifically  reserves and does not assign to
Assignee  any right,  title and  interest  in, to or under any  Mortgage  Loans  subject to the  Servicing
Agreement other than those set forth on Attachment 1.

         Assignor acknowledges and agrees that upon execution of this AAR Agreement, the Assignee shall become the "Purchaser" under the Purchase Agreement, except as specifically set forth herein, and subject to the preceding paragraph, all representations, warranties and covenants by the "Company" to the "Purchaser" under the Purchase Agreement including, but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this AAR Agreement.

         Representations, Warranties and Covenants

         2.       Assignor warrants and represents to Assignee and Company as of the date hereof:

                  (a)      Attached  hereto as  Attachment 2 is a true and accurate  copy of the servicing provisions of the Servicing Agreement,  which is in full force and effect as of the date hereof and the  provisions  of which have not been waived,  amended or modified  in any  respect,  nor  has  any  notice  of  termination  been  given thereunder;

                  (b)      Assignor  was the  lawful  owner  of the  Mortgage  Loans  with  full  right to transfer  the  Mortgage  Loans  and any and all of its  interests,  rights  and obligations  under the  Servicing  Agreement  as they  relate  to the  Mortgage
                           Loans,  free and clear from any and all claims and  encumbrances;  and upon the transfer of the Mortgage  Loans to Assignee as  contemplated  herein and in the
                           Mortgage  Loan  Purchase  Agreement  dated as of October 31,  2006  between the
                           Assignor and Structured Asset Mortgage  Investments II Inc. ("SAMI II") and any
                           subsequent Mortgage Loan Purchase Agreement,  Assignee shall have good title to each and every Assigned  Loan, as well as any and all of Assignee's  interests, rights and  obligations  under the  Servicing  Agreement  as they relate to the
                           Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

                  (c)      There are no offsets,  counterclaims  or other  defenses  available  to Company with respect to the Mortgage Loans or the Servicing Agreement;

                  (d)      Assignor  has no  knowledge  of, and has not  received  notice of, any  waivers under, or any modification of, any Assigned Loan;

                  (e)      Assignor is duly  organized,  validly  existing and in good standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

                  (f)      Assignor  has full  corporate  power and  authority  to  execute,  deliver  and perform  its  obligations  under  this AAR  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by this AAR  Agreement  is in the ordinary  course of  Assignor's business  and will not  conflict  with,  or result in a breach  of,  any of the terms,  conditions or provisions of Assignor's  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Assignor is now a party or by which it is bound,  or result in the violation of any law,  rule, regulation,  order,  judgment or decree to which  Assignor  or its  property is subject.  The  execution,  delivery  and  performance  by  Assignor of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have  been  duly  authorized  by all  necessary  corporate  action  on  part of
                           Assignor.  This AAR  Agreement has been duly executed and delivered by Assignor and,  upon the due  authorization,  execution  and  delivery  by  Assignee  and
                           Company,  will constitute the valid and legally binding  obligation of Assignor
                           enforceable   against   Assignor  in  accordance   with  its  terms  except  as
                           enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors' rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (g)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignor in  connection  with the  execution,  delivery  or  performance  by
                           Assignor of this AAR Agreement,  or the  consummation by it of the transactions contemplated  hereby.  Neither  Assignor  nor  anyone  acting on its behalf has offered,  transferred,  pledged,  sold or  otherwise  disposed of the  Mortgage
                           Loans or any interest in the Mortgage  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Mortgage  Loans, or any interest in the  Mortgage  Loans or otherwise  approached  or  negotiated  with respect to the Mortgage  Loans,  or any interest in the Mortgage Loans with any
                           Person in any  manner,  or made any  general  solicitation  by means of general advertising  or in any other  manner,  or taken any other  action  which  would constitute a  distribution  of the Mortgage  Loans under the  Securities Act of
                           1933, as amended (the "1933 Act") or which would render the  disposition of the
                           Mortgage   Loans  a  violation  of  Section  5  of  the  1933  Act  or  require registration pursuant thereto; and

                  (h)      Assignor  has  received  from  Company,  and has  delivered  to  Assignee,  all documents  required to be  delivered  to Assignor by Company  prior to the date hereof  pursuant to the Servicing  Agreement with respect to the Mortgage Loans and has not  received,  and has not  requested  from  Company,  any  additional documents.

         3.       Assignee  warrants and  represents  to, and covenants  with,  Assignor and Company as of the date hereof:

                  (a)      Assignee is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction of its  organization  and has all requisite power and authority  to hold the  Mortgage  Loans as trustee on behalf of the  holders of
                           Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates. Series 2006-7;

                  (b)      Assignee  has full  corporate  power and  authority  to  execute,  deliver  and perform  its  obligations  under  this AAR  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by this AAR  Agreement  is in the ordinary  course of  Assignee's business  and will not  conflict  with,  or result in a breach  of,  any of the terms,  conditions or provisions of Assignee's  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Assignee is now a party or by which it is bound,  or result in the violation of any law,  rule, regulation,  order,  judgment or decree to which  Assignee  or its  property is subject.  The  execution,  delivery  and  performance  by  Assignee of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have  been  duly  authorized  by all  necessary  corporate  action  on  part of
                           Assignee.  This AAR  Agreement has been duly executed and delivered by Assignee and,  upon the due  authorization,  execution  and  delivery  by  Assignor  and
                           Company,  will constitute the valid and legally binding  obligation of Assignee
                           enforceable   against   Assignee  in  accordance   with  its  terms  except  as
                           enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors' rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignee in  connection  with the  execution,  delivery  or  performance  by
                           Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

                  (d)      The  Assignee  assumes for the  benefit of each of Assignor  and Company all of
                           Assignor's  rights and  obligations  (and the Master  Servicer  will ensure the performance  of these  obligations)  under the  Servicing  Agreement but solely with respect to such Mortgage Loans.

         4.       Company  warrants and represents to, and covenant with,  Assignor and Assignee as of the date hereof:

                  (a)      Company is duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its  organization,  and has all requisite power and
                           authority  to  service  the  Mortgage   Loans  and  otherwise  to  perform  its
                           obligations under the Servicing Agreement;

                  (b)      Company  has full power and  authority  to  execute,  deliver  and  perform its obligations  under this AAR Agreement,  and to consummate the  transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR
                           Agreement  is in the  ordinary  course  of  Company's  business  and  will  not conflict  with,  or result in a breach  of,  any of the  terms,  conditions  or provisions of Company's organizational  documents or any legal restriction,  or any material  agreement  or  instrument  to which  Company is now a party or by which it is bound,  or result in the  violation of any law,  rule,  regulation, order,  judgment or decree to which  Company or its  property  is subject.  The execution,  delivery and  performance  by Company of this AAR Agreement and the consummation  by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  action on part of Company.  This AAR Agreement has been duly executed and delivered by Company,  and, upon the due  authorization, execution and delivery by Assignor and Assignee,  will constitute the valid and
                           legally  binding  obligation  of  Company,   enforceable   against  Company  in
                           accordance  with  its  terms  except  as  enforceability   may  be  limited  by
                           bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally,  and by general principles of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law;

                  (c)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company  in  connection  with the  execution,  delivery  or  performance  by
                           Company of this AAR Agreement,  or the  consummation by it of the  transactions contemplated hereby or if required,  such consent,  approval,  authorization or order has been obtained prior to the date hereof; and

                  (d)      Company  shall  establish a Custodial  Account and an Escrow  Account under the
                           Servicing  Agreement in favor of Assignee  with  respect to the Mortgage  Loans separate from the Custodial Account and Escrow Account  previously  established under the Servicing Agreement in favor of Assignor.

         5.       The Company  hereby  restates the  representations  and  warranties set forth in Section
2(b) of Amendment Reg AB as of the date hereof.

         6.       Assignor  hereby  agrees to  indemnify  and hold the Assignee and the Company (and their successors  and assigns)  harmless  against any and all claims,  losses,  penalties,  fines,  forfeitures, legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that  Assignee or the
Company  (and  their  successors  and  assigns)  may  sustain  in any way  related  to any  breach  of the representations  or  warranties  of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

         Recognition of Assignee

         7.       From and  after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Mortgage Loans,  and  acknowledges  that the Mortgage Loans will be part of a REMIC,  and will service the
Mortgage Loans in accordance with this AAR Agreement.

         8.       Notwithstanding any term hereof to the contrary,  it is expressly  understood and agreed by the parties  hereto  that (i) the  execution  and  delivery of this AAR  Agreement  by the  Assignee is solely in its capacity as trustee (in such  capacity,  the "Trustee") for Bear Stearns ALT-A Trust 2006-7,
Mortgage  Pass-Through  Certificates,  Series 2006-7 (the "Trust"),  pursuant to the Pooling and Servicing
Agreement  (the  "Pooling  and  Servicing  Agreement"),  dated as of October  1, 2006,  among SAMI II, the
Assignor,  the  Assignee,  Wells  Fargo  Bank,  National  Association,  as master  servicer  (the  "Master
Servicer") and as securities administrator, (ii) each of the representations,  undertakings and agreements herein  made on behalf of the Trust is made and  intended  not as personal  representations,  undertakings and  agreements  of the  Assignee  but is made and  intended for the purpose of binding only the Trust and
(iii) under no circumstances  shall the Assignee be personally  liable for the payment of any indebtedness or  expenses  of the  Assignee  or the Trust or be liable for the  breach or  failure  of any  obligation, representation,  warranty or covenant made or undertaken by the Assignee,  the Assignor or the Trust under the  Servicing  Agreement or the Pooling and  Servicing  Agreement.  Any recourse  against the Assignee in respect of any  obligations  it may have under or  pursuant  to the terms of this AAR  Agreement  shall be limited  solely to the  assets  it may hold as  trustee  of Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage
Pass-Through Certificates, Series 2006-7.

         Modification of the Servicing Agreement

                  9.  The Company and EMC hereby amend the Servicing Agreement as follows:

                  a.  Sections  6.04,  6.05,  6.07  and  clause  (x) of  Section  10.01,  all as  added by
                      Amendment Number 2 to the Servicing Agreement are deleted in their entirety.

                  b.  Exhibit F to the Servicing  Agreement is hereby  deleted in its entirety and replace with the reporting  exhibits  attached  hereto as  Attachment 4 in formats  mutually agreeable to the Company and the Master Servicer;  provided,  however, Company shall not be required to report any  information  relating to any prepayment  penalties or charges to the extent such penalties or charges are retained by the Company.

                  10.  The Company and EMC hereby modify Amendment Reg AB as follows:

                           a.       The following shall be added as Section 2(g)(vi) of Amendment Reg AB:

                                    The Master Servicer shall be considered a third party beneficiary of
                      Sections 2(d), 2(e) and 2(g) of this Amendment Reg AB (with regard to Section
                      2(g), solely with respect to noncompliance under Sections 2(d) and 2(e) of this
                      Amendment Reg AB), entitled to all of the rights and benefits accruing to any
                      Master Servicer herein as if it were a direct party to this Amendment Reg AB.

                  b.       Section 2(e)(i)(D) of Amendment Reg AB is hereby amended by deleting "if required by Regulation AB," from the first line of such Section 2(e)(i)(D).

         Miscellaneous

         11.      All demands,  notices and  communications  related to the Mortgage Loans,  the Servicing
Agreement  and this AAR  Agreement  shall be in  writing  and shall be  deemed to have been duly  given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

                  (a)      In the case of Company,

                Countrywide Home Loans Servicing LP
                400 Countrywide Way
                Simi Valley, California 93065
                Attention:  John Lindberg, Rachel Meza,
                Eric Varnen and Yuan Li

                with copies to:  General Counsel

                  (b)      In the case of Assignor,

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, Texas 75067
                Attention: Conduit Seller Approval Dept.
                Facsimile: (214) 626-3751
                Email: sellerapproval@bear.com

                All notices and updates  required to be provided to the Assignor  regarding  Regulation AB pursuant  to  the  Servicing  Agreement  should  be  sent  to the  Assignor  by  email  to
                regABnotifications@bear.com, and additionally:

                  (a)      For Item 1117 (Legal Proceedings) to:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, Texas 75067
                Attention: General Counsel for Loan Administration
                Facsimile: (214) 626-3751
                Email: sellerapproval@bear.com
                with copies to:

                Bear, Stearns & Co. Inc.
                383 Madison Avenue, 3rd Floor
                New York, NY  10179
                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564

                  (b)      For Item 1119 (Affiliations and Certain Relationships and Related
                           Transactions) to:

                EMC Mortgage Corporation
                2780 Lake Vista Drive
                Lewisville, Texas 75067
                Attention: Conduit Seller Approval Dept.
                Facsimile: (214) 626-3751
                Email: sellerapproval@bear.com

                with copies to:

                Bear, Stearns & Co. Inc.
                383 Madison Avenue, 3rd Floor
                New York, NY  10179
                Attention:  Global Credit Administration
                Facsimile:  (212) 272-6564

                  (c)      In the case of the Securities Administrator,

                Wells Fargo Bank, National Association
                9062 Old Annapolis Road
                Columbia, Maryland 21045
                Attention: Client Manager BSALTA 2006-7
                Telecopier No.: (410) 715-2380

                  (d)      In the case of Assignee,

                Citibank, N.A.
                388 Greenwich Street, 14th Floor
                New York, New York 10013
                Attention:  Structured Finance Agency & Trust —BSALTA 2006-7
                Telecopier No.: (212) 816-5527

         12.      Each party will pay any  commissions  it has  incurred  and the  Assignor  shall pay the fees of its  attorneys  and the  reasonable  fees of the  attorneys  of the  Assignee  and the  Company in connection  with the  negotiations  for,  documenting of and closing of the  transactions  contemplated by this AAR Agreement.

         13.      This AAR Agreement  shall be construed in  accordance  with the laws of the State of New
York,  without  regard  to  conflicts  of law  principles  (other  than  Section  5-1401  of the New  York
Obligations  Law), and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

         14.      No term or  provision  of this AAR  Agreement  may be waived  or  modified  unless  such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         15.      This AAR  Agreement  shall  inure to the  benefit of the  successors  and assigns of the parties  hereto.  Any entity  into which  Assignor,  Assignee  or  Company  may be merged or  consolidated shall,  without  the  requirement  for any  further  writing,  be deemed  Assignor,  Assignee  or Company, respectively, hereunder.

         16.      This AAR Agreement  shall survive the conveyance of the Mortgage  Loans,  the assignment of the  Servicing  Agreement  to the  extent  of the  Mortgage  Loans  by  Assignor  to  Assignee  and the
termination of the Servicing Agreement.

         17.      This AAR Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

         18.      In the event that any  provision of this AAR Agreement  conflicts  with any provision of the  Servicing  Agreement  with  respect to the  Mortgage  Loans,  the terms of this AAR  Agreement  shall control.

         19.      The Company hereby  acknowledges  that Wells Fargo Bank,  National  Association has been appointed as the master  servicer of the Mortgage Loans  pursuant to the Pooling and Servicing  Agreement, dated as of October 1, 2006, among SAMI II, the Assignor,  Wells Fargo Bank, National  Association and the
Assignee  and  therefor  has the right to enforce  all  obligations  of the  Company  under the  Servicing
Agreement to the extent assigned under this AAR Agreement  (specifically  excluding,  without  limitation, any right,  title and interest in, to or under the  representations  and warranties  contained in Sections
3.01 and 3.02 of the  Servicing  Agreement  and any and all  rights to  enforce  the  representations  and warranties  set  forth in  those  sections  against  the  Company  which  are  retained  by the  Assignor.
Notwithstanding  the  foregoing,  it is  understood  that the Company shall not be obligated to defend and indemnify  and hold  harmless the Master  Servicer,  the  Assignor  and the  Assignee  against any losses, damages,  penalties,  fines, forfeitures,  judgments and any related costs including,  without limitation, reasonable and necessary  legal fees,  resulting from (i) actions of the Company which were taken upon the written  instruction or direction of the Master Servicer or Assignee,  as applicable,  or (ii) the failure of the Master  Servicer to perform the  obligations  of the  Assignee as  "Purchaser"  with respect to the
Servicing  Agreement.  The Company  shall make all  distributions  under the  Servicing  Agreement  to the
Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name: SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-7, Account #50958300.

          and the Company shall deliver all reports required to be delivered under the Servicing
  Agreement to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-7
                  Telecopier No.: (410) 715-2380

         IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:  ________________________________________________
Name:
Title:

CITIBANK, N.A., not in it's individual
capacity but solely as trustee for the holders
of Bear Stearns ALT-A Trust, Mortgage
Pass-Through Certificates, Series 2006-7, as Assignee

By:__________________________________________________
Name:
Title:

COUNTRYWIDE HOME LOANS SERVICING LP
Company
By:  Countrywide GP, Inc., its General Partner

By:__________________________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:__________________________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED:

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:__________________________________________________
Name:
Title:

                                               ATTACHMENT 1

                                              MORTGAGE LOANS

                                         (Provided upon request)

                                               ATTACHMENT 2

                                           SERVICING AGREEMENT

                                          ARTICLES IV, V, AND VI

                                         (Provided upon request)

                                               ATTACHMENT 3

                                          AFFILIATION DISCLOSURE
                                 (Pursuant to Item 1119 of Regulation AB)

1.      Sponsor and any affiliate, including but not limited to:
        a. EMC Mortgage Corporation
        b. Bear, Stearns & Co. Inc.
        c. Bear, Stearns Securities Corp.
        d. Bear Stearns Structured Products
        e. Bear, Stearns International Limited

2.      Depositor and any affiliate, including but not limited to:
        a. Bear Stearns Asset Backed Securities I LLC
        b. Structured Asset Mortgage Investments II Inc.

3.      Bear Stearns ALT-A Trust 2006-7 and any affiliate

4.      Citibank, N.A., as Trustee, and any affiliate

5.      Significant obligor and any affiliate - None

6.      Enhancement or support provider and any affiliate - None

7.      1100(d)(1) parties - any named party in the Securitization Transaction:

        a. Cap Contract Provider:  Wachovia Bank, National Association

        b. Underwriter:  Bear, Stearns & Co. Inc.

        c. Servicers: Countrywide Home Loans Servicing LP; EMC Mortgage Corporation; EverHome Mortgage
Company (f/k/a Alliance Mortgage Company); First Tennessee Mortgage Services, Inc.; HomeBanc Mortgage
Corporation; HSBC Mortgage Corporation (USA); Mid America Bank, FSB

        d. Master Servicer:  Wells Fargo Bank, National Association

        e. Unaffiliated Servicer of 20%:  EMC Mortgage Corporation

        f. Originator of 10%:  EMC Mortgage Corporation, HomeBanc Mortgage Corporation

        g. Securities Administrator:  Wells Fargo Bank, National Association

        h. Custodian: Wells Fargo Bank, National Association

                                               ATTACHMENT 4

                                    REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type.  The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency

Name                                                     Type                                       Size
-------------------------------------------------------- ------------------- ----------------------------
Servicer Loan #                                          Number                                        8
                                                         (Double)
Investor Loan #                                          Number                                        8
                                                         (Double)
Borrower Name                                            Text                                         20
Address                                                  Text                                         30
State                                                    Text                                          2
Due Date                                                 Date/Time                                     8
Action Code                                              Text                                          2
FC Received                                              Date/Time                                     8
File Referred to Atty                                    Date/Time                                     8
NOD                                                      Date/Time                                     8
Complaint Filed                                          Date/Time                                     8
Sale Published                                           Date/Time                                     8
Target Sale Date                                         Date/Time                                     8
Actual Sale Date                                         Date/Time                                     8
Loss Mit Approval Date                                   Date/Time                                     8
Loss Mit Type                                            Text                                          5
Loss Mit Estimated Completion                            Date/Time                                     8
Date
Loss Mit Actual Completion Date                          Date/Time                                     8
Loss Mit Broken Plan Date                                Date/Time                                     8
BK Chapter                                               Text                                          6
BK Filed Date                                            Date/Time                                     8
Post Petition Due                                        Date/Time                                     8
Motion for Relief                                        Date/Time                                     8
Lift of Stay                                             Date/Time                                     8
RFD                                                      Text                                         10
Occupant Code                                            Text                                         10
Eviction Start Date                                      Date/Time                                     8
Eviction Completed Date                                  Date/Time                                     8
List Price                                               Currency                                      8
List Date                                                Date/Time                                     8
Accepted Offer Price                                     Currency                                      8
Accepted Offer Date                                      Date/Time                                     8
Estimated REO Closing Date                               Date/Time                                     8
Actual REO Sale Date                                     Date/Time                                     8

o    Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

              12-Relief Provisions
              15-Bankruptcy/Litigation
              20-Referred for Deed-in-Lieu
              30-Referred fore Foreclosure
              60-Payoff
              65-Repurchase
              70-REO-Held for Sale
              71-Third Party Sale/Condemnation
              72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency.  The Action Date is the date the relief is expected to end.  For military indulgence, it will be three months after the Borrower's discharge from military service.

Action Code 15 - To report the Borrower's filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan.  The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan.  The Action
Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity.
The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan.  The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it.  The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred.  The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed.  The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement.  The following are acceptable:

         ASUM-Approved Assumption
         BAP-Borrower Assistance Program
         CO-Charge Off
         DIL-Deed-in-Lieu
         FFA-Formal Forbearance Agreement
         MOD-Loan Modification
         PRE-Pre-Sale
         SS-Short Sale
         MISC-Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property.  The acceptable codes are:

         Mortgagor
         Tenant
         Unknown
         Vacant

                       REALIZED LOSS CALCULATION INFORMATION WELLS FARGO BANK, N.A. Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer  with a form for the  calculation  of any Realized Loss (or gain) as a result of a
Mortgage Loan having been foreclosed and Liquidated.

Distribution

The  Servicer  will  prepare  the form in  duplicate  and send the  original  together  with  evidence  of conveyance  of title and  appropriate  supporting  documentation  to the Master  Servicer with the Monthly
Accounting  Reports which  supports the Mortgage  Loan's  removal from the Mortgage Loan Activity  Report.
The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated  Mortgage Loan, the form will be submitted to the Master  Servicer no later than the date on which  statements  are due to the Master  Servicer  under Section 4.02 of this  Agreement
(the  "Statement  Date") in the month  following  receipt of final  liquidation  proceeds  and  supporting documentation  relating to such liquidated Mortgage Loan; provided,  that if such Statement Date is not at least 30 days after receipt of final liquidation  proceeds and supporting  documentation  relating to such liquidated  Mortgage Loan,  then the form will be submitted on the first  Statement  Date occurring  after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.       The actual Unpaid Principal Balance of the Mortgage Loan.
2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7.     Complete as necessary.  All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

8.       Accrued  Servicing  Fees based upon the  Scheduled  Principal  Balance  of the  Mortgage  Loan as
         calculated on a monthly basis.
10.      The total of lines 1 through 9.

Credits

11-17.   Complete as  necessary.  All line entries must be supported by copies of the  appropriate  claims forms,  statements,  payment  checks,  etc.  to  document  the credit.  If the  Mortgage  Loan is subject to a Bankruptcy  Deficiency,  the difference  between the Unpaid Principal Balance of the
         Note  prior to the  Bankruptcy  Deficiency  and the  Unpaid  Principal  Balance as reduced by the
         Bankruptcy Deficiency should be input on line 16.

18.      The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19.      The total derived from  subtracting  line 18 from 10. If the amount  represents a realized  gain, show the amount in parenthesis (  ).

                                          WELLS FARGO BANK, N.A.
                                       CALCULATION OF REALIZED LOSS

           WELLS FARGO BANK, N.A. Trust:  ___________________________

           Prepared by: __________________ Date: _______________

           Phone: ______________________

         Servicer Loan No.                  Servicer Name     Servicer Address

WELLS FARGO BANK, N.A.
Loan No._____________________________
Borrower's Name:________________________________________________________
Property
Address:________________________________________________________________

Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan                              $ _______________(1)
Interest accrued at Net Rate                                                   ________________(2)
Attorney's Fees                                                                ________________(3)
Taxes                                                                          ________________(4)
Property Maintenance                                                           ________________(5)
MI/Hazard Insurance Premiums                                                   ________________(6)
Hazard Loss Expenses                                                           ________________(7)
Accrued Servicing Fees                                                         ________________(8)
Other (itemize)                                                                ________________(9)
                                                                               $ _________________

Total Expenses                                                                $ ______________(10)
Credits:
Escrow Balance                                                                $ ______________(11)
HIP Refund                                                                    ________________(12)
Rental Receipts                                                               ________________(13)
Hazard Loss Proceeds                                                          ________________(14)
Primary Mortgage Insurance Proceeds                                           ________________(15)
Proceeds from Sale of Acquired Property                                       ________________(16)
Other (itemize)                                                               ________________(17)
                                                                              ___________________
                                                                              ___________________
Total Credits                                                                $________________(18)

                        Total Realized Loss (or Amount of Gain) $________________

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
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                      Standard File Layout - Master Servicing
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
Column Name                  Description                                             Decimal    Format Comment              Max
                                                                                                                            Size
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SER_INVESTOR_NBR             A value assigned by the Servicer to define a group of              Text up to 10 digits             20
                             loans.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
LOAN_NBR                     A unique identifier assigned to each loan by the                   Text up to 10 digits             10
                             investor.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERVICER_LOAN_NBR            A unique number assigned to a loan by the Servicer.                Text up to 10 digits             10
                             This may be different than the LOAN_NBR.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
BORROWER_NAME                The borrower name as received in the file.  It is not              Maximum length of 30             30
                             separated by first and last name.                                  (Last, First)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SCHED_PAY_AMT                Scheduled monthly principal and scheduled interest          2      No commas(,) or dollar           11
                             payment that a borrower is expected to pay, P&I                    signs ($)
                             constant.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
NOTE_INT_RATE                The loan interest rate as reported by the Servicer.         4      Max length of 6                   6
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
NET_INT_RATE                 The loan gross interest rate less the service fee           4      Max length of 6                   6
                             rate as reported by the Servicer.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_FEE_RATE                The servicer's fee rate for a loan as reported by the       4      Max length of 6                   6
                             Servicer.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_FEE_AMT                 The servicer's fee amount for a loan as reported by         2      No commas(,) or dollar           11
                             the Servicer.                                                      signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
NEW_PAY_AMT                  The new loan payment amount as reported by the              2      No commas(,) or dollar           11
                             Servicer.                                                          signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
NEW_LOAN_RATE                The new loan rate as reported by the Servicer.              4      Max length of 6                   6
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ARM_INDEX_RATE               The index the Servicer is using to calculate a              4      Max length of 6                   6
                             forecasted rate.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ACTL_BEG_PRIN_BAL            The borrower's actual principal balance at the              2      No commas(,) or dollar           11
                             beginning of the processing cycle.                                 signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ACTL_END_PRIN_BAL            The borrower's actual principal balance at the end of       2      No commas(,) or dollar           11
                             the processing cycle.                                              signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
BORR_NEXT_PAY_DUE_DATE       The date at the end of processing cycle that the                   MM/DD/YYYY                       10
                             borrower's next payment is due to the Servicer, as
                             reported by Servicer.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_AMT_1              The first curtailment amount to be applied.                 2      No commas(,) or dollar           11
                                                                                                signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_DATE_1             The curtailment date associated with the first                     MM/DD/YYYY                       10
                             curtailment amount.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
CURT_ADJ_ AMT_1              The curtailment interest on the first curtailment           2      No commas(,) or dollar           11
                             amount, if applicable.                                             signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_AMT_2              The second curtailment amount to be applied.                2      No commas(,) or dollar           11
                                                                                                signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_DATE_2             The curtailment date associated with the second                    MM/DD/YYYY                       10
                             curtailment amount.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
CURT_ADJ_ AMT_2              The curtailment interest on the second curtailment          2      No commas(,) or dollar           11
                             amount, if applicable.                                             signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_AMT_3              The third curtailment amount to be applied.                 2      No commas(,) or dollar           11
                                                                                                signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SERV_CURT_DATE_3             The curtailment date associated with the third                     MM/DD/YYYY                       10
                             curtailment amount.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
CURT_ADJ_AMT_3               The curtailment interest on the third curtailment           2      No commas(,) or dollar           11
                             amount, if applicable.                                             signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
PIF_AMT                      The loan "paid in full" amount as reported by the           2      No commas(,) or dollar           11
                             Servicer.                                                          signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
PIF_DATE                     The paid in full date as reported by the Servicer.                 MM/DD/YYYY                       10
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ACTION_CODE                  The standard FNMA numeric code used to indicate the                Action Code Key:                  2
                             default/delinquent status of a particular loan.                    15=Bankruptcy,
                                                                                                30=Foreclosure, , 60=PIF,
                                                                                                63=Substitution,
                                                                                                65=Repurchase,70=REO
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
INT_ADJ_AMT                  The amount of the interest adjustment as reported by        2      No commas(,) or dollar           11
                             the Servicer.                                                      signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SOLDIER_SAILOR_ADJ_AMT       The Soldier and Sailor Adjustment amount, if                2      No commas(,) or dollar           11
                             applicable.                                                        signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
NON_ADV_LOAN_AMT             The Non Recoverable Loan Amount, if applicable.             2      No commas(,) or dollar           11
                                                                                                signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
LOAN_LOSS_AMT                The amount the Servicer is passing as a loss, if            2      No commas(,) or dollar           11
                             applicable.                                                        signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SCHED_BEG_PRIN_BAL           The scheduled outstanding principal amount due at the       2      No commas(,) or dollar           11
                             beginning of the cycle date to be passed through to                signs ($)
                             investors.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SCHED_END_PRIN_BAL           The scheduled principal balance due to investors at         2      No commas(,) or dollar           11
                             the end of a processing cycle.                                     signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SCHED_PRIN_AMT               The scheduled principal amount as reported by the           2      No commas(,) or dollar           11
                             Servicer for the current cycle -- only applicable for              signs ($)
                             Scheduled/Scheduled Loans.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
SCHED_NET_INT                The scheduled gross interest amount less the service        2      No commas(,) or dollar           11
                             fee amount for the current cycle as reported by the                signs ($)
                             Servicer -- only applicable for Scheduled/Scheduled
                             Loans.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ACTL_PRIN_AMT                The actual principal amount collected by the Servicer       2      No commas(,) or dollar           11
                             for the current reporting cycle -- only applicable                 signs ($)
                             for Actual/Actual Loans.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
ACTL_NET_INT                 The actual gross interest amount less the service fee       2      No commas(,) or dollar           11
                             amount for the current reporting cycle as reported by              signs ($)
                             the Servicer -- only applicable for Actual/Actual
                             Loans.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
PREPAY_PENALTY_ AMT          The penalty amount received when a borrower prepays         2      No commas(,) or dollar           11
                             on his loan as reported by the Servicer.                           signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
PREPAY_PENALTY_ WAIVED       The prepayment penalty amount for the loan waived by        2      No commas(,) or dollar           11
                             the servicer.                                                      signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------

---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
MOD_DATE                     The Effective Payment Date of the Modification for                 MM/DD/YYYY                       10
                             the loan.
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
MOD_TYPE                     The Modification Type.                                             Varchar - value can be           30
                                                                                                alpha or numeric
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------
DELINQ_P&I_ADVANCE_AMT       The current outstanding principal and interest              2      No commas(,) or dollar           11
                             advances made by Servicer.                                         signs ($)
---------------------------- ------------------------------------------------------- ---------- --------------------------- --------

                                                                                               EXHIBIT I-2

                                 ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (the "AAR Agreement") is made and entered into as of October 31, 2006 (the "Closing Date"), among EMC Mortgage Corporation (the "Assignor"), Citibank,
N.A., not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust
2006-7, Mortgage Pass-Through Certificates, Series 2006-7 (the "Assignee") and EverHome Mortgage Company
(f/k/a Alliance Mortgage Company) (the "Company").

Whereas, the Assignor purchased certain mortgage loans (the "Mortgage Loans") from Paul Financial, LLC
("Paul Financial") pursuant to that certain Mortgage Loan Purchase and Interim Servicing Agreement, dated as of October 1, 2003, between the Assignor and Paul Financial, and that certain Term Sheet dated
September 8, 2005, between the Assignor and Paul Financial;

Whereas, the Assignor and the Company entered into that certain Subservicing Agreement, dated as of
August 1, 2002, as amended by Amendment No. 1, dated as of January 1, 2006 (as amended, the
"Subservicing Agreement"), pursuant to which the Company agreed to service the Mortgage Loans.

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans listed on Attachment 1 annexed hereto (the "Assigned Loans") shall be subject to the terms of this AAR Agreement.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Subservicing Agreement:

Assignment and Assumption

         1.       Except as expressly  provided for herein,  the Assignor  hereby  grants,  transfers  and assigns to the  Assignee all of its right,  title and interest as in, to and under (a) the Assigned  Loans and (b) as they relate to the Assigned  Loans and the  Subservicing  Agreement.  Notwithstanding  anything to the contrary  contained herein,  the Assignor is not assigning to the Assignee any of its right,  title and interest,  to and under the Subservicing  Agreement with respect to any other mortgage loan other than
the  Assigned  Loans.   Except  as  is  otherwise   expressly  provided  herein,  the  Assignor  makes  no
representations,  warranties or covenants to the Assignee and the Assignee  acknowledges that the Assignor has no  obligations to the Assignee under the terms of the  Subservicing  Agreement or otherwise  relating to the transaction  contemplated  herein  (including,  but not limited to, any obligation to indemnify the
Assignee).

         Assignor  acknowledges  and agrees that upon  execution of this  Agreement,  the  Assignee  shall become the "Owner" under the Subservicing  Agreement,  and all  representations,  warranties and covenants by the  "Company"  to the "Owner"  under the  Subservicing  Agreement  including,  but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

Representations, Warranties and Covenants

         2.       Assignor  warrants and  represents  to, and covenants  with,  Assignee and Company as of the date hereof that:

                  a.  Attached  hereto as  Attachment  2 is a true and  correct  copy of the  Subservicing
                      Agreement,  which  is in  full  force  and  effect  as of the  date  hereof  and the provisions  of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

                  b.  Assignor is the lawful owner of the  Assigned  Loans with full right to transfer the
                      Assigned Loans and any and all of its interests,  rights and  obligations  under the
                      Subservicing  Agreement  as they relate to the Assigned  Loans,  free and clear from any and all claims and  encumbrances;  and upon the transfer of the  Assigned  Loans to Assignee as  contemplated  herein and in the  Mortgage  Loan  Purchase  Agreement dated as of October 31, 2006  between the  Assignor and  Structured  Asset  Mortgage
                      Investments  II Inc.  ("SAMI II"),  Assignee shall have good title to each and every
                      Assigned  Loan,  as  well  as  any  and  all of  Assignor's  interests,  rights  and obligations  under the Subservicing  Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

                  c.  There are no  offsets,  counterclaims  or other  defenses  available  to the Company with respect to the Assigned Loans or the Subservicing Agreement;

                  d.  Assignor has no knowledge  of, and has not  received  notice of, any waivers  under, or any modification of, any Assigned Loan;

                  e.  Assignor is duly  organized,  validly  existing and in good standing  under the laws of  the  jurisdiction  of  its  incorporation,  and  has  all  requisite  power  and authority to acquire, own and sell the Assigned Loans;

                  f.  Assignor has full  corporate  power and  authority  to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the  transactions  set forth  herein.  The  consummation  of the  transactions  contemplated  by  this  AAR
                      Agreement is in the  ordinary  course of  Assignor's  business and will not conflict with,  or result in a breach of,  any of the  terms,  conditions  or  provisions  of
                      Assignor's  articles of  incorporation or by-laws or any legal  restriction,  or any material  agreement or  instrument  to which  Assignor is now a party or by which it is bound, or result in the violation of any law, rule,  regulation,  order, judgment or decree to which  Assignor or its  property is subject.  The  execution,  delivery and  performance  by Assignor of this AAR  Agreement and the  consummation  by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary corporate  action on part of Assignor.  This AAR  Agreement  has been duly  executed and delivered by Assignor and,  upon the due  authorization,  execution and delivery by Assignee and the parties  hereto,  will  constitute the valid and legally binding obligation of Assignor  enforceable  against  Assignor in accordance  with its terms except as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other  similar laws now or hereafter in effect  relating to creditors'
                      rights  generally,  and by  general  principles  of  equity  regardless  of  whether enforceability is considered in a proceeding in equity or at law; and

                  g.  No  consent,  approval,  order  or  authorization  of,  or  declaration,  filing  or registration  with,  any  governmental  entity is required to be obtained or made by
                      Assignor in connection  with the  execution,  delivery or performance by Assignor of this AAR  Agreement,  or the  consummation  by it of the  transactions  contemplated hereby.  Neither Assignor nor anyone acting on its behalf has offered,  transferred, pledged,  sold or otherwise  disposed of the  Assigned  Loans or any interest in the
                      Assigned  Loans,  or  solicited  any  offer to buy or accept a  transfer,  pledge or other  disposition of the Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached  or  negotiated  with  respect to the Assigned  Loans,  or any interest in the  Assigned  Loans with any Person in any manner,  or made any general solicitation  by means of general  advertising or in any other manner,  or taken any other action which would  constitute a distribution  of the Assigned Loans under the
                      Securities  Act of 1933,  as amended  (the  "1933  Act") or which  would  render the disposition  of the  Assigned  Loans a  violation  of  Section  5 of the 1933 Act or require registration pursuant thereto.

         3.       The Assignee  warrants  and  represents  to, and  covenants  with,  the Assignor and the
Company as of the date hereof that:

                  a.  Assignee is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction of its  organization  and has all requisite power and authority to hold the  Assigned  Loans as  trustee on behalf of the  holders  of Bear  Stearns
                      ALT-A Trust 2006-7, Mortgage Pass-Through Certificates, Series 2006-7;

                  b.  Assignee has full  corporate  power and  authority  to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the  transactions  set forth  herein.  The  consummation  of the  transactions  contemplated  by  this  AAR
                      Agreement is in the  ordinary  course of  Assignee's  business and will not conflict with,  or result in a breach of,  any of the  terms,  conditions  or  provisions  of
                      Assignee's  charter or by-laws or any legal  restriction,  or any material agreement or  instrument to which  Assignee is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which
                      Assignee or its property is subject.  The  execution,  delivery and  performance  by
                      Assignee  of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby,  have been duly authorized by all necessary  corporate  action on part of Assignee.  This AAR  Agreement  has been duly  executed and  delivered by
                      Assignee  and,  upon the due  authorization,  execution and delivery by Assignor and the parties  hereto,  will  constitute the valid and legally  binding  obligation of
                      Assignee  enforceable  against  Assignee  in  accordance  with its  terms  except as
                      enforceability   may  be  limited   by   bankruptcy,   reorganization,   insolvency,
                      moratorium or other  similar laws now or hereafter in effect  relating to creditors'
                      rights  generally,  and by  general  principles  of  equity  regardless  of  whether enforceability is considered in a proceeding in equity or at law;

                  c.  No  consent,  approval,  order  or  authorization  of,  or  declaration,  filing  or registration  with,  any  governmental  entity is required to be obtained or made by
                      Assignee in connection  with the  execution,  delivery or performance by Assignee of this AAR  Agreement,  or the  consummation  by it of the  transactions  contemplated hereby; and

                  d.  The  Assignee  assumes for the  benefit of each of  Assignor  and Company all of the rights  and  obligations  of the  Assignor  under the  Subservicing  Agreement  with respect to the  Assigned  Loans other than the right to enforce the  obligations  of the Company under the Subservicing Agreement.

         4.       Company  warrants and represents to, and covenants  with,  Assignor and Assignee,  as of the date hereof, that:

                  a.  Attached  hereto as  Attachment  2 is a true and accurate  copy of the  Subservicing
                      Agreement,  which  is in  full  force  and  effect  as of the  date  hereof  and the provisions  of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

                  b.  Company is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority to service the Assigned  Loans and  otherwise to perform its  obligations  under the
                      Subservicing Agreement;

                  c.  Company has full corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR Agreement is in the ordinary  course of Company's  business and will not conflict with, or result in a breach of, any of the terms,  conditions or  provisions  of Company's  articles of incorporation or by-laws or any legal  restriction,  or any material agreement or instrument  to which  Company  is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation,  order,  judgment or decree to which
                      Company or its  property is subject.  The  execution,  delivery and  performance  by
                      Company  of this  AAR  Agreement  and  the  consummation  by it of the  transactions contemplated  hereby,  have been duly authorized by all necessary  corporate  action on part of Company.  This AAR  Agreement  has been duly  executed  and  delivered by
                      Company,  and,  upon the due  authorization,  execution and delivery by Assignor and
                      Assignee,  will  constitute  the valid and legally  binding  obligation  of Company, enforceable  against Company in accordance  with its terms except as  enforceability may be  limited  by  bankruptcy,  reorganization,  insolvency,  moratorium  or other similar laws now or hereafter in effect  relating to  creditors'  rights  generally, and by  general  principles  of  equity  regardless  of  whether  enforceability  is considered in a proceeding in equity or at law;

                  d.  No  consent,  approval,  order  or  authorization  of,  or  declaration,  filing  or registration  with,  any  governmental  entity is required to be obtained or made by
                      Company in connection  with the  execution,  delivery or  performance  by Company of this AAR  Agreement,  or the  consummation  by it of the  transactions  contemplated hereby;

                  e.  Company  shall  establish  a  Custodial  Account  and an  Escrow  Account  under the
                      Subservicing  Agreement  in favor of Assignee  with  respect to the  Assigned  Loans separate  from the Custodial  Accounts and Escrow  Accounts  previously  established under the Subservicing Agreement in favor of Assignor;

                  f.  Pursuant  to  Section  10.02  of the  Subservicing  Agreement,  the  Company  hereby restates  the  representations  and  warranties  set  forth  in  Article  III of the
                      Subservicing Agreement with respect to the Company and/or the Assigned Loans; and

                  g.  Neither  this  AAR  Agreement  nor any  certification,  statement,  report  or other agreement,  document  or  instrument  furnished  or to be  furnished  by the Company pursuant to this AAR  Agreement  contains  or will  contain  any  materially  untrue statement  of fact or  omits  or will  omit to  state a fact  necessary  to make the statements contained therein not misleading.

5.       The Company hereby restates the  representations  and warranties set forth in Section 3(j) of the
Subservicing Agreement as of the date hereof.

         Notwithstanding  anything to the contrary in the  Subservicing  Agreement,  the Company shall (or shall cause any Third-Party  Originator to) (i) immediately  notify Assignor and SAMI II in writing of (A)
legal  proceedings  pending against the Company,  or proceedings  known to be contemplated by governmental authorities  against the Company which in the judgment of the Company would be, in each case,  material to purchasers of securities  backed by the Assigned Loans,  (B) any affiliations or relationships of the type described in Item 1119(b) of  Regulation  AB that develop  following  the date hereof  between the Company and any of the above  listed  parties or other  parties  identified  in writing by the Assignor or SAMI II with  respect  to  the  Securitization  Transaction  and  (ii)  provide  to the  Assignor  and  SAMI  II a description of such proceedings, affiliations or relationships.

         Each  notice/update  regarding  Regulation  AB  should  be  sent to the  Assignor  by  e-mail  to
regABnotifications@bear.com.  Additionally,  all such  notifications,  other than those pursuant to (i)(A)
above, should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                           Notifications pursuant to (i)(A) above should be sent to:

                           EMC Mortgage Corporation
                           Two Mac Arthur Ridge
                           909 Hidden Ridge Drive, Suite 200
                           Irving, TX  75038
                           Attention:  Associate General Counsel for Loan Administration
                           Facsimile:  (972) 831-2555

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

         6.       Assignor  hereby  agrees to indemnify  and hold the  Assignee  (and its  successors  and assigns)  harmless  against any and all claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the  representations  or  warranties  of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

         7.       From and  after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans,  and  acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple
REMICs,  and will service the Assigned Loans in accordance  with the  Subservicing  Agreement and this AAR
Agreement but in no event in a manner that would (i) cause any such  intended  REMIC to fail to qualify as a REMIC  or (ii)  result  in the  imposition  of a tax upon any such  intended  REMIC  (including  but not limited to the tax on  prohibited  transactions  as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set forth in Section  860G(d) of the Code). It is the intention of Assignor,
Company and Assignee that this AAR Agreement  shall be binding upon and for the benefit of the  respective successors  and assigns of the  parties  hereto.  Neither  Company  nor  Assignor  shall amend or agree to amend,  modify,  waive,  or otherwise alter any of the terms or provisions of the  Subservicing  Agreement which  amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned  Loans without the prior written consent of Assignee.

8.       Notwithstanding any term hereof to the contrary, it is expressly understood and agreed by the parties hereto that (a) the execution and delivery of this AAR Agreement by the Assignee is solely in its capacity as trustee (in such capacity, the "Trustee") for Bear Stearns ALT-A Trust 2006-7, Mortgage
Pass-Through Certificates, Series 2006-7 (the "Trust"), pursuant to the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of October 1, 2006, among SAMI II, the Assignor, the
Assignee, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator, (b) each of the representations, undertakings and agreements herein made by the Assignee is made and intended not as personal representations, undertakings and agreements of the
Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Assignee or the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under this AAR
Agreement or made or undertaken by the Assignee, the Assignor or the Trust under the Subservicing
Agreement or the Pooling and Servicing Agreement.  Any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust 2006-7, Mortgage Pass-Through
Certificates, Series 2006-7.

         Modification of Subservicing Agreement

                  The Company and Assignor hereby amend the Subservicing Agreement as follows:

The following definitions are added to Article I of the Subservicing Agreement:

         Assignee: Citibank, N.A., not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-7, Mortgage Pass-Through Certificates, Series
         2006-7.

         Master Servicer: Wells Fargo Bank, National Association, or its successors in interest that meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

         Pooling and Servicing Agreement:  That certain pooling and servicing agreement, dated as of October 1, 2006, among Structured Asset Mortgage Investments II Inc., the Trustee, the
         Master Servicer and EMC Mortgage Corporation.

         Servicing Fee Rate:  A rate per annum equal to either (i) 0.375% or (ii) 0.400% as set forth on the Mortgage Loan Schedule (as defined in the Mortgage Loan Purchase Agreement).

         Trustee:  Citibank, N.A., or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

         The following shall be added as clause (n) of Article III of the Subservicing Agreement:

                  "(n)     With respect to each Mortgage Loan,  information  regarding the borrower credit files  related  to such  Mortgage  Loan  has been  furnished  to  credit  reporting  agencies  in compliance with the provisions of the Fair Credit  Reporting Act and the applicable  implementing regulations."

         Miscellaneous

         9.       All  demands,   notices  and   communications   related  to  the  Assigned  Loans,   the
Subservicing  Agreement and this AAR  Agreement  shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

                  a.  In the case of Company,
                           EverHome Mortgage Company
                           8100 Nations Way
                           Jacksonville, Florida
                           Attention:  Carolyn Cragg
                           Telecopier No.: (904) 281-6206

                  with copies to:
                           EverHome Mortgage Company
                           8100 Nations Way
                           Jacksonville, Florida
                           Attention:  Michael C. Koster
                           Telecopier No.: (904) 281-6145

                  b.  In the case of Assignor,
                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                  c.  In the case of Assignee,
                           Citibank, N.A.
                           388 Greenwich Street, 14th Floor
                           New York, New York 10013
                           Attention:  Structured Finance Agency & Trust —BSALTA 2006-7
                           Telecopier No.: (212) 816-5527

                  d.  In the case of the Securities Administrator,
                           Wells Fargo Bank, National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: BSALTA 2006-7
                           Telecopier No.: (410) 715-2380

         10.      With respect to the  Subservicing  Agreement,  and with  respect to any other  servicing agreement  executed  between the Company and the Assignor  related to the  servicing of mortgage  loans in connection  with Bear Stearns  ALT-A Trust  2006-7,  Mortgage  Pass-Through  Certificates,  Series  2006-7
("Other Subservicing Agreement"),  the Company agrees and acknowledges that a default by the Company under one Servicing  Agreement or Other  Servicing  Agreement which continues for a period in excess of the cure period provided for in such Servicing  Agreement or Other Servicing  Agreement shall  constitute a default by the Company under each of the Servicing Agreement and Other Subservicing Agreement.

         11.      This AAR Agreement  shall be construed in  accordance  with the laws of the State of New
York,  without  regard to conflicts of law  principles  (other than Section 5-1401 of the New York General
Obligations  Law), and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

         12.      No term or  provision  of this AAR  Agreement  may be waived  or  modified  unless  such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         13.      This AAR  Agreement  shall  inure to the  benefit of the  successors  and assigns of the parties hereto. Any entity into which Assignor,  Assignee or Company may be merged or consolidated  shall, without the requirement for any further writing,  be deemed Assignor,  Assignee or Company,  respectively, hereunder.

         14.      This AAR Agreement  shall survive the conveyance of the Assigned  Loans,  the assignment of the  Subservicing  Agreement  to the extent of the  Assigned  Loans by  Assignor  to  Assignee  and the
termination of the Subservicing Agreement.
         15.      This AAR Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

         16.      In the event that any  provision of this AAR Agreement  conflicts  with any provision of the  Subservicing  Agreement  with respect to the Assigned  Loans,  the terms of this AAR Agreement  shall control.

         17.      The Company hereby  acknowledges  that Wells Fargo Bank,  National  Association has been appointed as the master  servicer of the Assigned  Loans  pursuant to the Pooling and Servicing  Agreement and  therefor  has the right to enforce all  obligations  of the  Company,  as they relate to the Assigned
Loans,  under the  Subservicing  Agreement  and this AAR  Agreement.  Such  rights will  include,  without limitation,  the right to terminate the Servicer under the  Subservicing  Agreement upon the occurrence of an event of default  thereunder,  the right to receive all remittances  required to be made by the Company under the Subservicing  Agreement,  the right to receive all monthly reports and other data required to be delivered by the Company under the Subservicing  Agreement,  the right to examine the books and records of the Company,  indemnification  rights,  and the right to exercise  certain  rights of consent and approval relating  to  actions  taken  by  the  Company.  The  Company  shall  make  all  distributions  under  the
Subservicing  Agreement,  as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

                           Wells Fargo Bank, National Association
                           ABA#121000248
                           Account Name: SAS Clearing
                           Account # 3970771416
                           FFC to: BSALTA 2006-7, Account #50958300.

         and the Company shall deliver all reports required to be delivered under the Subservicing
Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section
9(c) herein and to the Master Servicer at:

                           Wells Fargo Bank, National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: BSALTA 2006-7
                           Telecopier No.: (410) 715-2380

                  IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement on the date first above written.

         EMC MORTAGE CORPORATION,                                     CITIBANK, N.A., not in it's individual
         the Assignor                                                 capacity but solely as trustee for the holders
                                                                      of Bear Stearns ALT-A Trust, Mortgage
                                                                      Pass-Through Certificates, Series 2006-7, as
                                                                      Assignee

         By:_______________________________________
                                                                      By:_____________________________________
         Its:______________________________________                   Its:____________________________________

         EVERHOME MORTGAGE COMPANY,
         the Company

         By:______________________________________
         Its:_____________________________________

         Acknowledged and Agreed

         WELLS FARGO BANK,
NATIONAL ASSOCIATION

         By:_______________________________________
         Its:______________________________________

                                               ATTACHMENT 1

                                              ASSIGNED LOANS

                                         (Provided Upon Request)

                                               ATTACHMENT 2

                                          SUBSERVICING AGREEMENT

                                         (Provided Upon Request)

                                                                                               EXHIBIT I-3

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment,  Assumption and Recognition  Agreement (this "AAR  Agreement")  made as of
October 1, 2006, among EMC Mortgage  Corporation (the  "Assignor"),  Citibank,  N.A., not individually but solely  as  trustee  for the  holders  of the Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage  Pass-Through
Certificates, Series 2006-7 (the "Assignee") and First Tennessee Mortgage Services, Inc. (the "Company").

         In  consideration  of the mutual  promises  contained  herein the parties  hereto  agree that the residential  mortgage  loans (the  "Assigned  Loans") listed on Attachment 1 annexed hereto (the "Assigned
Loan  Schedule")  purchased by the Assignor from First  Horizon Home Loan  Corporation  ("First  Horizon")
pursuant  to the  Purchase,  Warranties  and  Servicing  Agreement,  dated as of  September  1,  2003 (the
"Purchase,  Warranties and Servicing Agreement"), as amended by Amendment No. 1, dated as of May 14, 2004,
Amendment  No. 2 dated as of June 16, 2005,  Amendment  No. 3 dated as of August 8, 2005 and Amendment No.
4, dated as of December  21,  2005,  and that  certain  term sheet dated as of February  27,  2006,  among
Assignor,  Company and First  Horizon  (the "Term  Sheet",  together  with the  Purchase,  Warranties  and
Servicing  Agreement,  the  "Purchase  Agreement")  and now  serviced  by  Company  for  Assignor  and its successors  and  assigns  pursuant  to the  Purchase  Agreement  shall be subject to the terms of this AAR
Agreement.  Capitalized  terms used herein but not defined shall have the meanings ascribed to them in the
Purchase Agreement.

                                               Assignment and Assumption

         Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the Assignee all of its right,  title and interest as in, to and under (a) the Assigned  Loans and (b) the
Purchase  Agreement  with  respect to the  Assigned  Loans;  provided,  however,  that the Assignor is not assigning  to the Assignee any of its right,  title or interest,  in, to and under the Purchase  Agreement with respect to any  mortgage  loan other than the  Assigned  Loans  listed on Exhibit A.  Notwithstanding anything to the contrary contained herein, the Assignor  specifically  reserves and does not assign to the
Assignee any right,  title and interest in, to or under the  representations  and warranties  contained in
Section  3.01 and Section  3.02 of the  Purchase  Agreement,  and any  obligation  of the Company to cure, repurchase  or  substitute  for a mortgage  loan and to indemnify the Assignor with respect to a breach of such  representations  and warranties  pursuant to Section 3.03 and Section 8.01 of the Purchase Agreement
and  the  Assignor  is  retaining  the  right  to  enforce  the  representations  and  warranties  and the obligations  of the Company set forth in those  sections  against the Company.  In addition,  the Assignor specifically  reserves and does not assign to the  Assignee any right,  title and interest in, to or under
Section 2.09 of the Purchase  Agreement.  Except as is otherwise  expressly  provided herein, the Assignor makes no representations,  warranties or covenants to the Assignee and the Assignee  acknowledges that the
Assignor  has no  obligations  to the  Assignee  under the terms of the  Purchase  Agreement  or otherwise relating  to the  transaction  contemplated  herein  (including,  but not limited  to, any  obligation  to indemnify the Assignee).

                                       Representations, Warranties and Covenants

         Assignor warrants and represents to Assignee and Company as of the date hereof:

          Attached  hereto as  Attachment 2 is a true and accurate copy of the Purchase  Agreement  which agreement  is in full force and effect as of the date  hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

          Assignor is the lawful  owner of the  Assigned  Loans with full right to transfer  the Assigned
Loans and any and all of its  interests,  rights and  obligations  under the  Purchase  Agreement as they relate to the  Assigned  Loans,  free and clear from any and all claims  and  encumbrances;  and upon the transfer of the Assigned  Loans to Assignee as  contemplated  herein,  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of Assignee's  interests,  rights and  obligations under the Purchase  Agreement as they relate to the Assigned Loans,  free and clear of any and all liens, claims and encumbrances;

          There are no offsets,  counterclaims or other defenses available to Company with respect to the
Assigned Loans or the Purchase Agreement;

          Assignor  has no  knowledge  of, and has not  received  notice of, any  waivers  under,  or any modification of, any Assigned Loan;

          Assignor  is duly  organized,  validly  existing  and in good  standing  under  the laws of the jurisdiction of its  incorporation,  and has all requisite  power and authority to acquire,  own and sell the Assigned Loans;

          Assignor  has  full  corporate  power  and  authority  to  execute,  deliver  and  perform  its obligations  under  this AAR  Agreement,  and to  consummate  the  transactions  set  forth  herein.  The consummation  of the  transactions  contemplated  by this AAR  Agreement  is in the  ordinary  course  of
Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions  of  Assignor's  charter or by-laws or any legal  restriction,  or any  material  agreement or instrument  to which  Assignor is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which  Assignor or its  property is subject.  The execution,  delivery and performance by Assignor of this AAR Agreement and the  consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate  action on the part of Assignor.  This AAR  Agreement has been duly executed and delivered by Assignor and, upon the due authorization,  execution  and delivery by Assignee and Company,  will  constitute  the valid and legally binding  obligation  of Assignor  enforceable  against  Assignor in  accordance  with its terms except as enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

          No consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement,  or the consummation by it of the transactions contemplated hereby;

          Neither  Assignor nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise  disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned  Loans, or any interest in the
Assigned Loans or otherwise  approached or negotiated with respect to the Assigned Loans, or any interest in the  Assigned  Loans with any  Person in any  manner,  or made any  general  solicitation  by means of general  advertising  or in any  other  manner,  or taken any  other  action  which  would  constitute  a distribution  of the  Assigned  Loans under the  Securities  Act of 1933,  as amended (the "1933 Act") or which would  render the  disposition  of the  Assigned  Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

          The Assignor has received  from  Company,  and has  delivered to the  Assignee,  all  documents required to be  delivered  to Assignor by the Company  prior to the date hereof  pursuant to the Purchase
Agreement  with  respect to the  Assigned  Loans and has not  received,  and has not  requested  from the
Company, any additional documents; and

          There is no action,  suit,  proceeding,  investigation or litigation  pending or, to Assignor's knowledge,  threatened,  which either in any instance or in the  aggregate,  if  determined  adversely to
Assignor,  would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR
Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

         Assignee  warrants and  represents  to, and covenants  with,  Assignor and Company as of the date hereof:

          Assignee  is duly  organized,  validly  existing  and in good  standing  under  the laws of the jurisdiction of its  organization and has all requisite power and authority to hold the Assigned Loans as trustee  on behalf  of the  holders  of the Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage  Pass-Through
Certificates, Series 2006-7;

          Assignee  has  full  corporate  power  and  authority  to  execute,  deliver  and  perform  its obligations  under  this AAR  Agreement,  and to  consummate  the  transactions  set  forth  herein.  The consummation  of the  transactions  contemplated  by this AAR  Agreement  is in the  ordinary  course  of
Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions  of  Assignee's  charter or by-laws or any legal  restriction,  or any  material  agreement or instrument  to which  Assignee is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which  Assignee or its  property is subject.  The execution,  delivery and performance by Assignee of this AAR Agreement and the  consummation by it of the transactions  contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignee.  This AAR  Agreement  has been duly  executed  and  delivered  by  Assignee  and,  upon the due authorization,  execution  and delivery by Assignor and Company,  will  constitute  the valid and legally binding  obligation  of Assignee  enforceable  against  Assignee in  accordance  with its terms except as enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

          No consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement,  or the consummation by it of the transactions contemplated hereby;

          There is no action,  suit,  proceeding,  investigation or litigation  pending or, to Assignee's knowledge,  threatened,  which either in any instance or in the  aggregate,  if  determined  adversely to
Assignee,  would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR
Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

          Assignee  assumes for the benefit of each of the  Assignor and the Company all of the rights of the Purchaser under the Purchase Agreement with respect to the Assigned Loans.

         Company  warrants  and  represents  to, and covenant  with,  Assignor and Assignee as of the date hereof:

          Attached  hereto as Attachment 2 is a true and accurate copy of the Purchase  Agreement,  which agreement  is in full force and effect as of the date  hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

          Company  is duly  organized,  validly  existing  and in good  standing  under  the  laws of the jurisdiction  of its  incorporation,  and has all  requisite  power and authority to service the Assigned
Loans and otherwise to perform its obligations under the Purchase Agreement;

          Company has full corporate power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions  set forth herein.  The consummation of the transactions  contemplated by this AAR Agreement is in the ordinary course of Company's business and will not conflict  with,  or result in a breach of, any of the terms,  conditions  or  provisions of Company's charter or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result in the  violation of any law,  rule,  regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and performance by Company of this AAR Agreement and the  consummation  by it of the  transactions  contemplated  hereby, have been duly authorized by all necessary  corporate  action on the part of Company.  This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization,  execution and delivery by  Assignor  and  Assignee,  will  constitute  the valid and legally  binding  obligation  of  Company, enforceable  against  Company in  accordance  with its terms except as  enforceability  may be limited by bankruptcy,  reorganization,  insolvency,  moratorium  or other  similar  laws now or hereafter in effect relating to  creditors'  rights  generally,  and by general  principles  of equity  regardless of whether enforceability is considered in a proceeding in equity or at law;

          No consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Company of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

          The Company  shall  establish a Custodial  Account  and an Escrow  Account  under the  Purchase
Agreement  in favor of the  Assignee  with  respect to the Assigned  Loans  separate  from the  Custodial
Account and Escrow Account previously established under the Purchase Agreement in favor of Assignor;

          No event  has  occurred  from the  Closing  Date to the date  hereof  which  would  render  the representations  and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and
3.02 of the Purchase Agreement to be untrue in any material respect; and

          Neither  this AAR  Agreement  nor any  certification,  statement,  report or other  agreement, document  or  instrument  furnished  or to be  furnished  by the Company  pursuant to this AAR  Agreement contains or will contain any  materially  untrue  statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

         The Company hereby  restates the  representations  and warranties set forth in Section 3.01(p) of the Purchase Agreement as of the date hereof.

         Notwithstanding  anything to the contrary in the Purchase Agreement,  the Company shall (or shall cause any Third-Party  Originator to) (i) immediately  notify Assignor and SAMI II in writing of (A) legal proceedings  pending  against  the  Company,  or  proceedings  known to be  contemplated  by  governmental authorities  against the Company which in the judgment of the Company would be, in each case,  material to purchasers of securities  backed by the Assigned Loans and (B) any  affiliations or  relationships  of the type  described  in Item  1119(b) of  Regulation  AB that develop  following  the date hereof  between the
Company and any of the above  listed  parties or other  parties  identified  in writing by the Assignor or
SAMI II with  respect to the  Securitization  Transaction  and (ii)  provide to the Assignor and SAMI II a description of such proceedings, affiliations or relationships.

         Each  notice/update  regarding  Regulation  AB  should  be  sent to the  Assignor  by  e-mail  to
regABnotifications@bear.com.  Additionally,  all such  notifications,  other than those pursuant to (i)(A)
above, should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                           Notifications pursuant to (i)(A) above should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, TX 75067-3884
                           Attention:Associate General Counsel for Loan Administration
                           Facsimile: (469) 759-4714

                           with a copy to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

         Assignor  hereby  agrees to indemnify  and hold the  Assignee  (and its  successors  and assigns)
harmless  against  any and all  claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs,  fees and expenses that Assignee (and its successors and assigns)
may sustain in any way related to any breach of the  representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

                                                Recognition of Assignee

         From and after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the  Assigned
Loans,  and  acknowledges  that the Assigned Loans will be part of a REMIC,  and will service the Assigned
Loans in accordance  with the Purchase  Agreement (as modified by this AAR Agreement) but in no event in a manner  that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the  imposition  of a tax upon any REMIC  (including  but not  limited  to the tax on  prohibited  transactions  as defined in
Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set forth in Section  860G(d) of the Code).  It is the  intention  of  Assignor,  Company and  Assignee  that this AAR  Agreement  shall be binding upon and for the benefit of the respective  successors and assigns of the parties hereto.  Neither
Company nor Assignor shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms or provisions of the Purchase  Agreement which amendment,  modification,  waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

         It is expressly  understood  and agreed by the parties  hereto that insofar as this AAR Agreement is executed on behalf of the  Assignee  (i) this AAR  Agreement  is executed  and  delivered  by Citibank,
N.A.,  not in its  individual  capacity but solely as trustee under the Pooling and  Servicing  Agreement, dated as of October 1, 2006 (the  "Pooling  and  Servicing  Agreement"),  among the  Assignor,  Structured
Asset  Mortgage  Investments  II  Inc.,  Citibank,  N.A.,  as  trustee  and  Wells  Fargo  Bank,  National
Association as securities  administrator and master servicer,  in the exercise of the powers and authority conferred and vested in it, (ii) each of the  representations,  undertakings and agreements herein made on
the  part  of  the  Assignee  is  made  and  intended  not  as  representations,   warranties,  covenants,
undertakings  and agreements by Citibank,  N.A. in its individual  capacity,  but is made and intended for the  purpose of binding  only the  Assignee,  (iii) under no  circumstances  shall  Citibank,  N.A. in its individual  capacity be personally  liable for the payment of any indebtedness or expenses of the Assignee or be liable for the breach or failure of any  obligation,  representation,  warranty or covenant  made or undertaken  by the  Assignee  under this AAR  Agreement  and (iv) any  recourse  against  the  Assignee in respect of any  obligations  it may have under or  pursuant  to the terms of this AAR  Agreement  shall be limited solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust 2006-7.

         Company shall indemnify and hold harmless the Assignor, each affiliate of the Assignor,
Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Assignee, Bear, Stearns & Co. Inc. (the
"Underwriter") and each affiliate of the Underwriter, each Person (including, but not limited to, the
Master Servicer) responsible for the preparation, execution or filing of any report required to be filed with the Commission, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d)
under the Exchange Act, each Person who controls the Assignor, SAMI II, the Assignee or the Underwriter
(within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the
respective present and former directors, officers, employees, agents and affiliates of each of the foregoing (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (A)     any untrue  statement  of a material  fact  contained or alleged to be contained in any information,  report,  certification,  data, accountants' letter or other material  provided  under  Section  11.18  of the  Purchase  Agreement  by or on behalf  of the  Assignor,  or  provided  under  Section  11.18  of the  Purchase
                          Agreement  by or on  behalf of any  Subservicer,  Subcontractor  or  Third-Party
                          Originator  (collectively,  the "Company  Information"),  or (B) the omission or alleged  omission to state in the Company  Information  a material fact required to be  stated  in the  Company  Information  or  necessary  in order to make the statements  therein,  in the light of the  circumstances  under  which they were made, not  misleading;  provided,  by way of  clarification,  that clause (B) of
                          this  paragraph   shall  be  construed   solely  by  reference  to  the  Company
                          Information and not to any other  information  communicated in connection with a
                          sale  or  purchase  of  securities,   without  regard  to  whether  the  Company
                          Information  or any portion  thereof is presented  together  with or  separately from such other information;

                  any breach by the  Company of its  obligations  under  Sections  6.04,  6.07 or 11.18 of
                          Purchase  Agreement,  including  particularly  any failure by the  Company,  any
                          Subservicer,  any  Subcontractor  or any  Third-Party  Originator to deliver any information,  report, certification,  accountants' letter or other material when and as required under Sections  6.04,  6.07 or 11.18 of the Purchase  Agreement,
                          including  any failure by the Company to identify  pursuant to Section 11.21 any
                          Subcontractor  "participating  in the servicing  function" within the meaning of
                          Item 1122 of Regulation AB;

                  any breach by the Company of a  representation  or warranty set forth in Section 3.01 of the  Purchase  Agreement or in a writing  furnished  pursuant to Section 3.01 of the Purchase  Agreement  and made as of a date prior to the date hereof,  to the extent  that such breach is not cured by the date  hereof,  or any breach by the
                          Company of a  representation  or  warranty  in a writing  furnished  pursuant to
                          Section  3.01  of  the  Purchase  Agreement  to  the  extent  made  as of a date subsequent to the date hereof; or

                  the  negligence,  bad faith or willful  misconduct of the Company in connection with its performance under Sections 6.04, 6.07 or 11.18 of the Purchase Agreement.

         If the indemnification provided for herein is unavailable or insufficient to hold harmless an
Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such
Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified
Party on the one hand and the Company on the other.

         In the case of any failure of performance described in Section 11.18 of the Purchase Agreement, the Company shall promptly reimburse the Underwriter, SAMI II and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any
Subservicer, any Subcontractor or any Third-Party Originator.

                                           Modification of Purchase Agreement

         The Company and Assignor hereby amend the Purchase Agreement as follows:

          The following definitions are added to Article I of the Purchase Agreement:

         Assignee:  Citibank,  N.A.,  as trustee for the holders of the Bear Stearns  ALT-A Trust
         2006-7.

         Depositor: Structured Asset Mortgage Investments II Inc.

         Master Servicer:  Wells Fargo Bank, National Association,  or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

         Pooling and Servicing  Agreement:  That certain pooling and servicing  agreement,  dated as of October 1, 2006,  among the  Depositor,  the  Trustee,  the Master  Servicer,  the
         Securities Administrator and the Purchaser.

         Prepayment Charge: Any prepayment  premium,  penalty or charge payable by a Mortgagor in connection  with any  Principal  Prepayment  on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

         Securities Administrator:  Wells Fargo Bank, National Association,  or its successors in interest who meet the  qualifications  of the Pooling and  Servicing  Agreement and this
         Agreement.

         Third-Party  Originator:  Each  Person,  other  than  a  Qualified  Correspondent,  that originated Mortgage Loans acquired by the Company.

         Trustee:  Citibank,  N.A.,  or its  successor  in  interest,  or any  successor  trustee appointed as provided in the Pooling and Servicing Agreement.

          The definition of Business Day is deleted in its entirety and replaced with the following:

         Business Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal holiday in the  States of New  York,  Illinois,  Maryland,  Minnesota  or Texas,  or (iii) a day on
         which  banks in the  States  of New York,  Maryland,  Illinois,  Minnesota  or Texas are
         authorized or obligated by law or executive order to be closed.

          The definition of Servicing Criteria shall be revised as follows (new text underlined):

         Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set forth in Item 1122(d) of  Regulation  AB, or any  amendments  thereto,  a summary of the requirements  of which  as of the date  hereof  is  attached  hereto  as  Exhibit  M for convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of Exhibit M and the text of Item 1122(d) of  Regulation  AB, the text of Item
         1122(d) of Regulation AB shall control (or those Servicing  Criteria otherwise mutually agreed to by the  Purchaser,  the Company and any Person that will be  responsible  for signing any Sarbanes  Certification with respect to a Pass-Through Transfer in response to evolving  interpretations  of Regulation AB and incorporated  into a revised Exhibit
         M).

          The definition of Subservicer shall be revised as follows (new text underlined):

         Subservicer:  Any Person that  services  Mortgage  Loans on behalf of the Company or any
         Subservicer  and is  responsible  for  the  performance  (whether  directly  or  through
         Subservicers  or  Subcontractors)  of a  substantial  portion of the material  servicing functions  required  to be  performed  by  the  Company  under  this  Agreement  or  any
         Reconstitution  Agreement  that are  identified in Item 1122(d) of  Regulation  AB. Any subservicer shall meet the qualifications set forth in Section 4.01.

          Section 3.01(p) of the Purchase Agreement shall be revised as follows (new text underlined):

         (p)      As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Purchaser, the Master Servicer and the Depositor: (1) no default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the
Company; (2) no material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company; (3) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Company's servicing policies and procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of the
Company's financial condition that could have a material adverse impact on the performance by the
Company of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Company that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB.

          Section  3.01(r) of the Purchase  Agreement  shall be deleted in its entirety and replaced with the following:

         (r)      If so requested by the  Purchaser or any  Depositor  for the purpose of  satisfying  its reporting  obligation  under the Exchange Act with respect to any class of  asset-backed  securities,  the
Company shall (or shall cause each Subservicer and Third-Party  Originator to) (i) immediately  notify the
Purchaser,  any  Master  Servicer  and  any  Depositor  in  writing  of (A)  any  material  litigation  or governmental  proceedings pending against the Company, any Subservicer or any Third-Party Originator,  (B)
any  affiliations  or  relationships  that develop  following the closing date of a Pass-Through  Transfer between the Company,  any  Subservicer or any Third-Party  Originator and any of the parties  specified in clause  (7) of  paragraph  (p) of this  Section  (and any  other  parties  identified  in  writing  by the requesting  party) with respect to such  Pass-Through  Transfer,  (C) any Event of Default under the terms
of  this  Agreement  or  any  Reconstitution   Agreement,  (D)  any  merger,   consolidation  or  sale  of
substantially  all of the assets of the Company,  and (E) the  Company's  entry into an  agreement  with a
Subservicer  to  perform  or assist in the  performance  of any of the  Company's  obligations  under this
Agreement  or any  Reconstitution  Agreement  and  (ii)  provide  to the  Purchaser  and any  Depositor  a description of such proceedings, affiliations or relationships.

         All  notifications  pursuant  to this  Section  3.01(r),  other  than those  pursuant  to Section
3.01(r)(i)(A), should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         With a copy to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         With copies to:

         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

          Section 3.01(s) of the Purchase Agreement shall be revised as follows (new text underlined):

         (s)      As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the
Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment,
(x) written notice to the Purchaser, the Master Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser, the
Master Servicer and such Depositor, all information reasonably requested by the Purchaser, the Master
Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

          The following shall be added as Section 3.02(xx) of the Purchase Agreement:

         With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

          The  following  shall be added  after the  first  paragraph  of  Section  4.01 of the  Purchase
Agreement:

         In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit
Reporting Act and the applicable implementing regulations.

          The third paragraph of Section 4.01 of the Purchase  Agreement shall be deleted in its entirety and replaced with the following:

         Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would (i)
effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any REMIC created under the trust agreement pursuant to any Reconstitution to fail to qualify as a REMIC or result in the imposition of any tax under Section
860F(a) of Section 860G(d) of the Code.

          The last  paragraph in Section 4.02 of the Purchase  Agreement is deleted and replaced with the following:

          The Company shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.  If a
Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Master
Servicer by the Remittance Date.

          The following  shall be added at the end of the last  paragraph of Section 4.03 of the Purchase
Agreement:

                  In the event a Mortgage Loan is charged-off, the Mortgage Loan will be removed from the pool and remittances with regard to such Mortgage Loan will occur on an actual/actual basis in the following method:  no later than on each Remittance Date, the Company shall cause all amounts deposited in the Custodial Account as of the close of business on the immediately preceding Determination Date, minus any amounts attributable to Monthly Payments collected but not due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date (which amounts shall be remitted on the
Remittance Date next succeeding the Due Period for such amounts) to be remitted to the Purchaser as follows: (i) all collections of principal (ii) all collections of interest net of servicing fees (iii)
liquidation proceeds net of the Company's servicing advances.  In addition, any prepayment in full shall be remitted to the Purchaser within five (5) business days of collection.

          The second  paragraph of Section 4.13 of the Purchase  Agreement is deleted in its entirety and replaced with the following:

         The Company shall notify the Assignor in accordance with the Fannie Mae Guides of each acquisition of REO Property upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days of the date Company receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the
Mortgaged Property obtained in connection with such acquisition.  Thereafter, the Assignor shall assume the marketing and administration of such REO Property and shall sell such REO Property as expeditiously as possible and in accordance with the provisions of the Pooling and Servicing Agreement, as if such
Mortgage Loan were an EMC Mortgage Loan. Pursuant to its efforts to sell such REO Property, the Assignor shall protect and conserve such REO Property in the manner and to the extent required by the Pooling and
Servicing Agreement.  No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

          The  third-to-the-last  paragraph of Section 5.02 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

         In  addition,  the  Company  shall  provide  to the  Purchaser  such other  information  known or available  to the Company  that is necessary  in order to provide the  distribution  and pool  performance information  as required  under Item 1121 of Regulation AB, as amended from time to time, as determined by the  Purchaser in its sole  discretion.  The Company shall also provide a monthly  report,  in the form of
Exhibit E hereto,  or such other form as is mutually  acceptable  to the Company,  the  Purchaser  and the
Master  Servicer,  Exhibit F with  respect to  defaulted  mortgage  loans and  Exhibit P, with  respect to realized losses and gains, with each such report.

          Sections  6.04(a) and 6.04(b) of the Purchase  Agreement shall be revised as follows  (emphasis added):

         Section 6.04      Annual Statement as to Compliance; Annual Certification.

         (a)      The Company  will deliver to the  Purchaser  or its designee and any Master  Servicer on or before March 1 of each calendar year  beginning in 2007,  but in no event later than March 15th of each calendar year beginning in 2007, an officers'  certificate  signed by an authorized officer of the Company acceptable to the Purchaser (an "Annual Statement of Compliance")  stating,  as to each signatory thereof, that (i) a review of the activities of the Company  during the preceding  calendar year and of performance under  this  Agreement  or other  applicable  servicing  agreement  has been  made  under  such  officers'
supervision  and (ii) to the best of such  officers'  knowledge,  based on such  review,  the  Company has fulfilled all of its  obligations  under this  Agreement or other  applicable  servicing  agreement in all material  respects  throughout  such year, or, if there has been a failure to fulfill any such  obligation in any material  respect,  specifying each such failure known to such officer and the nature and status of
cure  provisions  thereof.   Such  Annual  Statement  of  Compliance  shall  contain  no  restrictions  or limitations on its use.  Copies of such  statement  shall be provided by the Company to the Purchaser upon request and by the Purchaser to any Person  identified as a prospective  purchaser of the Mortgage  Loans.
In the event that the Company has delegated any  servicing  responsibilities  with respect to the Mortgage
Loans to a Subservicer,  the Company shall deliver an officer's  certificate  (an "Annual  Certification")
of the  Subservicer  as described  above as to each  Subservicer  as and when required with respect to the
Company.

         (b)      With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  by on or before March 1 of each  calendar  year  beginning in 2007,  but in no event later than March 15th of each  calendar  year  beginning in 2007,  an officer of the Company  shall  execute and deliver an Annual
Certification  to the  Purchaser,  any Master  Servicer and any related  Depositor for the benefit of each such entity and such entity's  affiliates  and the  officers,  directors and agents of any such entity and such  entity's  affiliates,  in the form  attached  hereto as Exhibit L. In the event that the Company has delegated  any  servicing  responsibilities  with  respect to the  Mortgage  Loans to a  Subservicer,  the
Company  shall  deliver  an  Annual  Certification  of the  Subservicer  as  described  above  as to  each
Subservicer as and when required with respect to the Company.  The Company  acknowledges  that the parties identified above may rely on the Annual  Certification  provided by the Company pursuant to this clause in signing a Sarbanes Certification and filing such with the Commission.

          The third paragraph of Section 6.04 of the Purchase  Agreement shall be revised as follows (new text underlined):

         Failure of the Company to timely comply with Section 6.04 shall be deemed an Event of Default, automatically, without notice and without any cured period, notwithstanding any provision to the
Purchase Agreement to the contrary, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01.  Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

          Section 6.05 of the Purchase  Agreement  shall be deleted in its entirety and replaced with the following:

         Section 6.05      [Reserved]

          The second  paragraph  of Section 6.07 of the  Purchase  Agreement  shall be revised as follows
(emphasis added):

         With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  the Company shall deliver to the Purchaser or its designee,  on or before March 1 of each calendar year  beginning in
2007,  but in no event  later  than March  15th of each  calendar  year  beginning  in 2007,  a report (an
"Assessment  of  Compliance")  reasonably  satisfactory  to the  Purchaser,  the Master  Servicer and the
Depositor  regarding  the  Company's  assessment of  compliance  with the  Servicing  Criteria  during the preceding  calendar  year as  required  by Rules  13a-18 and 15d-18 of the  Exchange  Act and Item 1122 of
Regulation AB and which should address each of the "Applicable  Servicing  Criteria"  specified on Exhibit
O attached hereto,  which as of the date hereof,  require a report by an authorized officer of the Company that contains the following:

          The ninth paragraph of Section 6.07 of the Purchase  Agreement shall be revised as follows (new text underlined):

         With  respect to any  Mortgage  Loans that are the  subject of a  Pass-Through  Transfer,  on or before March 1 of each  calendar  year  beginning in 2007,  but in no event later than March 15th of each calendar year beginning in 2007,  the Company shall furnish to the Purchaser or its designee,  the Master
Servicer and the  Depositor a report (an  "Attestation  Report") by a registered  public  accounting  firm that attests to, and reports on, the  Assessment of Compliance  made by the Company,  as required by Rules
13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of  Regulation  AB, which  Attestation  Report must be made in accordance  with  standards for  attestation  reports  issued or adopted by the Public  Company
Accounting Oversight Board.

          The twelfth  paragraph of Section 6.07 of the  Purchase  Agreement  shall be revised as follows
(new text underlined):

         Failure of the Company to timely comply with this Section 6.07 (including with respect to the cure timeframes required in this section) shall be deemed an Event of Default, automatically, without notice and without any cure period, notwithstanding any provision of the Purchase Agreement to the contrary, unless otherwise agreed to by the Purchaser as described herein, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01.  Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

          The first two  sentences  of the first  full  paragraph  of Section  6.08 shall be deleted  and replaced with the following (emphasis added):

         The Purchaser and the Company acknowledge and agree that a purpose of Sections 3.01(p), 5.02,
6.04, 6.07 and 11.18 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the
Purchaser, the Master Servicer or the Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the
Commission thereunder.

          The first  sentence of the last  paragraph of Section 9.01 of the Purchase  Agreement  shall be revised as follows (new text underlined):

         Then,  and in each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  the Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default under  clauses  (iii),  (iv) or (v) or Sections 6.04 and 6.07 above,  or as otherwise  stated  herein,  in which case,  automatically  and without  notice) Company may, in addition to whatever rights the Purchaser may have under  Sections  3.03 and 8.01 and at law or equity or to damages,  including  injunctive  relief and specific performance,  terminate all the rights and obligations of the Company (and if the Company is servicing any of the Mortgage Loans in a Pass-Through  Transfer,  appoint a successor servicer reasonably acceptable to the Master Servicer for such  Pass-Through  Transfer) under this Agreement and in and to the
Mortgage Loans and the proceeds thereof without compensating the Company for the same.

          The following  shall be added at the end of the last  paragraph of Section 9.01 of the Purchase
Agreement:

         The Company shall promptly  reimburse the Purchaser (or any designee of the Purchaser,  such as a master servicer) and the Depositor,  as applicable,  for all reasonable expenses incurred by the Purchaser
(or such  designee) or the  Depositor,  as such are incurred,  in connection  with the  termination of the
Company as servicer  and the transfer of servicing  of the  Mortgage  Loans to a successor  servicer.  The provisions  of this  paragraph  shall not limit  whatever  rights the  Purchaser or the Depositor may have under other  provisions of this  Agreement  and/or any applicable  Reconstitution  Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

          The phrase  "without  giving  effect to  principles  of  conflicts  of laws and" shall be added following the phrase "the State of New York" in Section 11.04 of the Purchase Agreement.

          The following provisions shall be added after Section 11.18(b)(vii) of the Purchase Agreement:

         (viii) For the  purpose of  satisfying  the  reporting  obligation  under the  Exchange  Act with respect to any class of asset-backed  securities,  the Company shall (or shall cause each  Subservicer and
Third-Party  Originator  to) (i) provide  prompt  notice to the  Purchaser,  the Master  Servicer  and the
Depositor in writing of (A) any material  litigation or  governmental  proceedings  involving the Company, any  Subservicer  or any  Third-Party  Originator,  (B) any  affiliations  or  relationships  that develop following  the closing  date of a  Pass-Through  Transfer  between the  Company,  any  Subservicer  or any
Third-Party  Originator  and any of the parties  specified in clause (D) of paragraph  (a) of this Section
(and any other parties  identified in writing by the requesting  party) with respect to such  Pass-Through
Transfer,  (C) any Event of Default  under the terms of this  Agreement or any  Reconstitution  Agreement,
(D) any merger,  consolidation  or sale of  substantially  all of the assets of the  Company,  and (E) the
Company's  entry into an agreement  with a Subservicer  to perform or assist in the  performance of any of the Company's  obligations  under this Agreement or any  Reconstitution  Agreement and (ii) provide to the
Purchaser and any Depositor a description of such proceedings, affiliations or relationships;

         (ix)  As a  condition  to the  succession  to the  Company  or any  Subservicer  as  servicer  or subservicer  under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into which the
Company or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser,  any Master Servicer,  and any Depositor,  at least 15 calendar days prior to the effective date of such  succession or  appointment,
(x) written  notice to the  Purchaser  and any  Depositor of such  succession  or  appointment  and (y) in writing and in form and  substance  reasonably  satisfactory  to the  Purchaser  and such  Depositor,  all information  reasonably  requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

         (x) In  addition to such  information  as the  Company,  as  servicer,  is  obligated  to provide pursuant to other  provisions  of this  Agreement,  not later than ten days prior to the  deadline for the filing of any distribution  report on Form 10-D in respect of any Pass-Through  Transfer that includes any of the Mortgage  Loans serviced by the Company or any  Subservicer,  the Company or such  Subservicer,  as applicable,  shall,  to the extent the Company or such  Subservicer  has  knowledge,  provide to the party responsible  for  filing  such  report  (including,  if  applicable,  the Master  Servicer)  notice of the occurrence  of any of the  following  events  along with all  information,  data,  and  materials  related thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the provisions of Regulation AB referenced below):

                           (A)      any  material  modifications,  extensions  or  waivers  of pool  asset terms,  fees,  penalties or payments  during the  distribution  period or that have  cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                           (B)      material  breaches  of pool asset  representations  or  warranties  or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (C)      information regarding new asset-backed  securities issuances backed by
         the  same  pool  assets,   any  pool  asset  changes  (such  as,   additions,   substitutions  or
         repurchases),  and any  material  changes in  origination,  underwriting  or other  criteria  for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

         (xi) The  Company  shall  provide  to the  Purchaser,  any  Master  Servicer  and any  Depositor,
evidence of the  authorization  of the person  signing any  certification  or  statement,  copies or other evidence of Fidelity Bond Insurance and Errors and Omission  Insurance policy,  financial  information and reports,  and such other  information  related to the  Company or any  Subservicer  or the Company or such
Subservicer's performance hereunder.

          The fifth-to-the-last  paragraph of Section 11.18 of the Purchase Agreement shall be revised as follows (new text underlined):

         The Company shall  indemnify the  Purchaser,  each  affiliate of the  Purchaser,  and each of the following parties participating in a Pass-Through  Transfer:  each sponsor and issuing entity; each Person
(including,  but not  limited to, any Master  Servicer)  responsible  for the  preparation,  execution  or filing  of any  report  required  to be filed  with  the  Commission  with  respect  to such  Pass-Through
Transfer,  or for execution of a  certification  pursuant to Rule  13a-14(d) or Rule  15d-14(d)  under the
Exchange  Act with  respect to such  Pass-Through  Transfer;  each broker  dealer  acting as  underwriter, placement  agent or initial  purchaser,  each Person who  controls  any of such  parties or the  Depositor
(within  the meaning of Section 15 of the  Securities  Act and Section 20 of the  Exchange  Act);  and the
respective  present  and former  directors,  officers,  employees,  agents and  affiliates  of each of the foregoing and of the Depositor (each, an "Indemnified  Party"),  and shall hold each of them harmless from and against any claims,  losses,  damages,  penalties,  fines,  forfeitures,  legal fees and  expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain  arising out of or based upon:

          The third-to-the-last  paragraph of Section 11.18 of the Purchase Agreement shall be revised as follows (emphasis added):

         (ii) any breach by the Company of its obligations under Sections 6.04, 6.07 or 11.18,  including particularly  any  failure  by  the  Company,  any  Subservicer,  any  Subcontractor  or  any  Third-Party
Originator to deliver any information,  report, certification,  accountants' letter or other material when and as  required  under  these  Sections  6.04,  6.07 or 11.18,  including  any  failure by the Company to identify  pursuant to Section 11.21 any  Subcontractor  "participating  in the servicing  function" within the meaning of Item 1122 of Regulation AB;

          The  following  shall be added  before  the last  paragraph  of Section  11.18 of the  Purchase
Agreement:

         or (iv)  the negligence bad faith or willful misconduct of the Company in connection with its performance under Sections 6.04, 6.07 or 11.18.

         If the  indemnification  provided for herein is unavailable or  insufficient  to hold harmless an
Indemnified  Party,  then the  Company  agrees that it shall  contribute  to the amount paid or payable by such  Indemnified  Party as a result of any  claims,  losses,  damages  or  liabilities  incurred  by such
Indemnified  Party in such proportion as is appropriate to reflect the relative fault of such  Indemnified
Party on the one hand and the Company on the other.

         In the case of any failure of performance  described above, the Company shall promptly  reimburse the Purchaser,  any Depositor, as applicable,  and each Person responsible for the preparation,  execution or filing of any  report  required  to be filed with the  Commission  with  respect  to such  Pass-Through
Transfer,  or for execution of a  certification  pursuant to Rule  13a-14(d) or Rule  15d-14(d)  under the
Exchange Act with respect to such Pass-Through  Transfer,  for all costs reasonably  incurred by each such party in order to obtain the information,  report,  certification,  accountants'  letter or other material not  delivered  as  required  by the  Company,  any  Subservicer,  any  Subcontractor  or any  Third-Party
Originator.

         This  indemnification  shall survive the  termination of this Agreement or the termination of any party to this Agreement.

          Sections 11.21(b),  11.21(c) and 11.21(d) of the Purchase Agreement shall be revised as follows
(new text underlined):

         (b)      The Company  shall  cause any  Subservicer  used by the Company (or by any  Subservicer)
for the benefit of the  Purchaser  and any  Depositor  to comply with the  provisions  of this Section and with  Sections  3.01(p),  3.01(s),  6.04,  6.07 and 11.18 of this  Agreement to the same extent as if such
Subservicer  were the Company,  and to provide the information  required with respect to such  Subservicer under  Section  3.01(r) of this  Agreement.  The Company  shall be  responsible  for  obtaining  from each
Subservicer and delivering to the Purchaser,  the Master  Servicer and any Depositor any Annual  Statement
of Compliance  required to be delivered by such  Subservicer  under  Section  6.04(a),  any  Assessment of
Compliance and  Attestation  Report  required to be delivered by such  Subservicer  under Section 6.07 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

         (c)      The Company shall promptly upon request  provide to the Purchaser,  the Master  Servicer and any Depositor (or any designee of the Depositor,  such as an administrator) a written  description (in form and substance  satisfactory  to the Purchaser,  the Master  Servicer and such  Depositor) of the role and  function  of each  Subcontractor  utilized  by the  Company or any  Subservicer,  specifying  (i) the identity of each such  Subcontractor,  (ii) which (if any) of such  Subcontractors  are  "participating in the  servicing  function"  within the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in  assessments  of  compliance  provided by each  Subcontractor identified pursuant to clause (ii) of this paragraph.

         (d)      As a condition to the utilization of any  Subcontractor  determined to be "participating in the servicing  function"  within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor  used by the Company (or by any  Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the  provisions of Sections  6.07 and 11.18 of this  Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for  obtaining  from each
Subcontractor  and  delivering  to the Purchaser  and any  Depositor  any  Assessment  of  Compliance  and
Attestation  Report and the other  certificates  required to be  delivered  by such  Subservicer  and such
Subcontractor under Section 6.07, in each case as and when required to be delivered.

          The following shall be added as Section 11.22 of the Purchase Agreement:

         Section 11.22     Third Party Beneficiary.

                  For  purposes of this  Agreement,  any Master  Servicer  shall be  considered a third  party  beneficiary  to this  Agreement  entitled  to all the rights and  benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

          Exhibit E to the Purchase  Agreement  shall be deleted in its  entirety  and replaced  with the following:

                                             REPORTING DATA FOR MONTHLY REPORT
                               013fStandard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
]
          Exhibit F to the Purchase  Agreement  shall be deleted in its  entirety  and replaced  with the following:

                                        Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

                                                     EXHIBIT F

                                        REPORTING DATA FOR DEFAULTED LOANS

                                 Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the  property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                       MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
         o    ASUM-     Approved Assumption
         o    BAP-      Borrower Assistance Program
         o    CO-       Charge Off
         o    DIL-      Deed-in-Lieu
         o    FFA-      Formal Forbearance Agreement
         o    MOD-      Loan Modification
         o    PRE-      Pre-Sale
         o    SS-       Short Sale
         o    MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
         o    Mortgagor
         o    Tenant
         o    Unknown
         o    Vacant

The Property Condition field should show the last reported condition of the property as follows:
         o    Damaged
         o    Excellent
         o    Fair
         o    Gone
         o    Good
         o    Poor
         o    Special Hazard
         o    Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                62             Veteran's Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                63             Veteran's Affairs-Refund
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                64             Veteran's Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

          The following shall be added as Exhibit K to the Purchase Agreement:

                                                     EXHIBIT K

                                        COMPANY'S OBLIGATIONS IN CONNECTION
                                               WITH A RECONSTITUTION

         o        The Company  shall (i) possess  the  ability to service to a  securitization  documents;
(ii) service on a  "Scheduled/Scheduled"  reporting  basis  (advancing  through the  liquidation of an REO
Property),  (iii) make  compensating  interest  payments  on payoffs and  curtailments  and (iv) remit and report to a Master  Servicer in format  acceptable  to such Master  Servicer by the 10th  calendar  day of each month.

         o        The Company shall provide an acceptable  annual  certification  (officer's  certificate)
to the  Master  Servicer  (as  required  by the  Sarbanes-Oxley  Act of 2002) as well as any other  annual
certifications   required  under  the   securitization   documents  (i.e.  the  annual   statement  as  to
compliance/annual independent certified public accountants' servicing report due by July 1 of each year).

         o        The Company  shall allow for the  Purchaser,  the Master  Servicer or their  designee to perform a review of audited financials and net worth of the Company.

         o        The  Company  shall  provide  a  Uniform  Single  Attestation  Program  certificate  and
Management Assertion as requested by the Master Servicer or the Purchaser.

         o        The Company  shall provide  information  on each  Custodial  Account as requested by the
Master Servicer or the Purchaser,  and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

         o        The Company shall maintain its servicing  system in accordance with the  requirements of the Master Servicer.

          Exhibit L to the Purchase  Agreement  shall be deleted in its  entirety  and replaced  with the following:

                                                     EXHIBIT L

                                           FORM OF COMPANY CERTIFICATION

Re:      The [    ] agreement dated as of [ l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

         I,   ____________________________,   the   _______________________  of  [NAME  OF  COMPANY]  (the
"Company"),   certify  to  [the  Purchaser],  [the  Depositor],  and  the  [Master  Servicer]  [Securities
Administrator]  [Trustee],  and their  officers,  with the  knowledge  and intent that they will rely upon this certification, that:

                  I  have  reviewed  the  servicer  compliance   statement  of  the  Company  provided  in
         accordance  with  Item  1123 of  Regulation  AB  (the  "Compliance  Statement"),  the  report  on assessment of the Company's  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  "Servicing  Criteria"),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act")  and Item  1122 of
         Regulation AB (the "Servicing  Assessment"),  the registered public accounting firm's attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  "Attestation  Report"),  and all  servicing  reports,  officer's certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company during 200[ ] that were  delivered by the Company to the  [Depositor]  [Master  Servicer]
         [Securities  Administrator]  [Trustee]  pursuant to the  Agreement  (collectively,  the  "Company
         Servicing Information");

                  Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made,  not  misleading  with  respect to the  period of time  covered  by the  Company  Servicing
         Information;

                  Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided  by the  Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master
         Servicer] [Securities Administrator] [Trustee];

                  I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the Servicing
         Assessment  or the  Attestation  Report,  the Company has  fulfilled  its  obligations  under the
         Agreement in all material respects; and

The  Compliance  Statement  required to be delivered by the Company  pursuant to this  Agreement,  and the
Servicing  Assessment  and  Attestation  Report  required  to be  provided  by  the  Company  and  by  any
Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the [Depositor]  [Master
Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the
[Depositor]  [Master  Servicer].  Any material instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

          Exhibit O to the Purchase  Agreement  shall be deleted in its  entirety  and replaced  with the following:

         The  assessment of compliance to be delivered by the Company  shall  address,  at a minimum,  the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------------------- -----------------------
                                     Servicing Criteria                                        Applicable Servicing
                                                                                                     Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized                   X
                        access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        X
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      X
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               X
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer's investor records, or such other number of                X
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------
                                             Pool Asset Administration                                  X
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             X
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  X
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      X
                        accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer's records regarding the mortgage loans agree with the              X
                        Servicer's records with respect to an obligor's unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's                     X
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                X
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             X
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                X
                        accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 X
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 X
                        made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer,
                        or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      X
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        ---------------------------------------------------------------------

----------------------- --------------------------------------------------------------------- -----------------------

          The following shall be added as Exhibit P to the Purchase Agreement:

                                                     EXHIBIT P

                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                           1.

                           2.       The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:

         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total  Interest Due less the aggregate  amount of servicing fee that would have been earned  if all  delinquent  payments  had been made as  agreed.  For  documentation,  an
                  Amortization  Schedule  from date of default  through  liquidation  breaking out the net interest and servicing fees advanced is required.

         3.       Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation,  an Amortization Schedule from date of  default  through  liquidation  breaking  out the net  interest  and  servicing  fees advanced is required.

         4-12.    Complete as applicable.  Required documentation:

                           * For  taxes  and  insurance  advances  - see  page 2 of 332  form -  breakdown required  showing period of coverage,  base tax,  interest,  penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                           *  For escrow advances - complete payment history
                               (to calculate advances from last positive escrow balance forward)

                           *  Other expenses -  copies of corporate advance history showing all payments

                           *  REO repairs > $1500 require explanation

                           *  REO repairs >$3000 require evidence of at least 2 bids.

                           * Short  Sale or Charge Off  require  P&L  supporting  the  decision  and WFB's approved Officer Certificate

                           *  Unusual or extraordinary items may require further documentation.

         13.              The total of lines 1 through 12.

         3.       Credits:

         14-21.   Complete as applicable.  Required documentation:

                          * Copy of the HUD 1 from the REO sale.  If a 3rd Party  Sale,  bid  instructions and Escrow Agent / Attorney

                             Letter of Proceeds Breakdown.

                          *  Copy of EOB for any MI or gov't guarantee

                          *  All other credits need to be clearly defined on the 332 form

         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.
         Total Realized Loss (or Amount of Any Gain)

         23.      The  total  derived  from  subtracting  line 22 from  13.  If the  amount  represents  a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If "Yes", provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan$                  ______________  (1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                              ________________(10)
         (11) FC Costs/Other Legal Expenses                                     ________________(11)
         (12) Other (itemize)                                                   ________________(12)
                  Cash for Keys__________________________                       ________________(12)
                  HOA/Condo Fees_______________________                         ________________(12)
                  ______________________________________                        ________________(12)

                  Total Expenses                                                $_______________(13)
         Credits:
         (14) Escrow Balance                                                   $ _______________(14)
         (15) HIP Refund                                                        ________________(15)
         (16) Rental Receipts                                                   ________________(16)
         (17) Hazard Loss Proceeds                                              ________________(17)
         (18) Primary Mortgage Insurance / Gov't Insurance                      ________________(18a) HUD Part A
                                                                                ________________ (18b)
         HUD Part B
         (19) Pool Insurance Proceeds                                           ________________ (19)
         (20) Proceeds from Sale of Acquired Property                           ________________ (20)
         (21) Other (itemize)                                                   ________________ (21)
              _________________________________________                         ________________ (21)

              Total Credits                                                     $________________(22)
         Total Realized Loss (or Amount of Gain)                                $________________(23)

Escrow Disbursement Detail

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

                                                     Miscellaneous

         All demands,  notices and  communications  related to the Assigned Loans, the Purchase  Agreement and this AAR  Agreement  shall be in  writing  and shall be deemed to have been duly  given if  personally delivered at or mailed by registered mail, postage prepaid, as follows:

         In the case of Company:
                  First Tennessee Mortgage Services, Inc.
                  4000 Horizon Way
                  Irving, Texas 75063
                  Attention:  Capital Markets Department

         In the case of Assignor:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, Texas 75067
                  Attention: Conduit Seller Approval Dept.
                  Facsimile: (214) 626-3751
                  Email: sellerapproval@bear.com

                  with a copy  to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention: Ernie Calabrese
                  Telecopier No.:  (212) 272-9529

         (c) In the case of Assignee:

                  Citibank, N.A., as Trustee
                  388 Greenwich Street, 14th Floor
                  New York, New York 10013
                  Attention:  Structured Finance Agency & Trust —BSALTA 2006-7
                  Telecopier No.: (212) 816-5527

         The Company  hereby  acknowledges  that Wells  Fargo  Bank,  National  Association  (the  "Master
Servicer")  has been  appointed as the master  servicer of the Assigned  Loans pursuant to the Pooling and
Servicing  Agreement,  and  therefor  has the right to enforce all  obligations  of the  Company,  as they
relate  to  the  Assigned  Loans,  under  the  Purchase  Agreement.   Such  right  will  include,  without
limitation,  the right to terminate the Company  under the Purchase  Agreement  upon the  occurrence of an event of default  thereunder,  the right to receive  all  remittances  required  to be made by the Company under the  Purchase  Agreement,  the right to receive  all monthly  reports and other data  required to be delivered by the Company under the Purchase  Agreement,  the right to examine the books and records of the
Company,  indemnification  rights,  and the right to  exercise  certain  rights of  consent  and  approval relating to actions  taken by the Company.  The Company  shall make all  distributions  under the Purchase
Agreement,  as they relate to the Assigned  Loans,  to the Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name:  SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-7, Account #50958300.

         and the Company shall deliver all reports required to be delivered under the Purchase
Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: Client Manager BSALTA 2006-7
                  Telecopier No.: (410) 715-2380

         Each party will pay any  commissions  it has incurred and the fees of its attorneys in connection with the  negotiations  for,  documenting  of and  closing of the  transactions  contemplated  by this AAR
Agreement.

         This AAR  Agreement  shall be  construed  in  accordance  with the laws of the State of New York, without regard to conflicts of law  principles,  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         No term or  provision  of this AAR  Agreement  may be waived or  modified  unless  such waiver or modification  is in writing and signed by the party against whom such waiver or  modification is sought to be enforced.

         This AAR  Agreement  shall  inure to the  benefit of the  successors  and  assigns of the parties hereto.  Any  entity  into  which  Assignor,  Assignee  or Company  may be merged or  consolidated  shall, without the requirement for any further writing,  be deemed Assignor,  Assignee or Company,  respectively, hereunder.

         This AAR Agreement  shall survive the  conveyance of the Assigned  Loans,  the  assignment of the
Purchase  Agreement to the extent of the Assigned  Loans by Assignor to Assignee  and the  termination  of the Purchase Agreement.

         This  AAR  Agreement  may  be  executed  simultaneously  in  any  number  of  counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

         In the event  that any  provision  of this AAR  Agreement  conflicts  with any  provision  of the
Purchase Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

                                       [Signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION
                                                     Assignor

                                                     By:________________________________________
                                                     Name:______________________________________
                                                     Title:_____________________________________

                                                     CITIBANK, N.A., not individually but solely as
                                                     Trustee for the Bear Stearns ALT-A Trust 2006-7,
                                                     Mortgage Pass-Through Certificates, Series 2006-7
                                                     Assignee

                                                     By:________________________________________
                                                     Name:______________________________________
                                                     Title:_____________________________________

                                                     FIRST TENNESSEE MORTGAGE SERVICES, INC.
                                                     Company

                                                     By:________________________________________
                                                     Name:______________________________________
                                                     Title:_____________________________________

                                                     Acknowledged and Agreed:

                                                     WELLS FARGO BANK, NATIONAL ASSOCIATION Master
                                                     Servicer

                                                     By:________________________________________
                                                     Name:______________________________________
                                                     Title:_____________________________________

                                               ATTACHMENT 1

                                          ASSIGNED LOAN SCHEDULE

                                         (Available upon request)

                                               ATTACHMENT 2

                                            PURCHASE AGREEMENT

                                         (Available upon request)

                                                                                               EXHIBIT I-4

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment,  Assumption and Recognition  Agreement (this "AAR  Agreement")  made as of
October 31, 2006, among EMC Mortgage  Corporation (the "Assignor"),  Citibank,  N.A., not individually but solely  as  trustee  for the  holders  of the Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage  Pass-Through
Certificates, Series 2006-7 (the "Assignee") and HomeBanc Mortgage Corporation (the "Company").

         In  consideration  of the mutual  promises  contained  herein the parties  hereto  agree that the residential  mortgage  loans (the  "Assigned  Loans") listed on Attachment 1 annexed hereto (the "Assigned
Loan  Schedule")  purchased by the Assignor  from the Company and now serviced by Company for Assignor and its successors and assigns pursuant to (a) the Purchase,  Warranties and Servicing Agreement,  dated as of
January 1, 2004, as amended by the Amended and Restated  Amendment No. 1 to the Purchase,  Warranties  and
Servicing  Agreement,  dated as of January 27, 2006,  between  Assignor and Company (as amended,  the "PWS
Agreement")  and (b) the Term Sheet dated  September  27, 2005  between  Assignor  and Company  (the "Term
Sheet" and together with the PWS Agreement,  the  "Agreements")  shall be subject to the terms of this AAR
Agreement.  Capitalized  terms used herein but not  defined  shall have the  meanings  ascribed to them in the PWS Agreement.

                                        Assignment and Assumption

         Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the Assignee all of its right,  title and interest as in, to and under (a) the Assigned  Loans and (b) the
Agreements with respect to the Assigned Loans;  provided,  however,  that the Assignor is not assigning to the Assignee any of its right,  title or interest,  in, to and under the PWS Agreement with respect to any mortgage  loan  other  than the  Assigned  Loans  listed on Exhibit  A.  Notwithstanding  anything  to the contrary  contained  herein,  the Assignor  specifically  reserves and does not assign to the Assignee any right,  title and interest in, to or under the  representations  and warranties  contained in Section 3.01 and  Section  3.02  of the PWS  Agreement  and  the  Assignor  is  retaining  the  right  to  enforce  the representations  and warranties set forth in those  sections  against the Company.  Except as is otherwise expressly  provided  herein,  the  Assignor  makes no  representations,  warranties  or  covenants  to the
Assignee and the Assignee  acknowledges  that the Assignor has no  obligations  to the Assignee  under the terms of the PWS Agreement or otherwise relating to the transaction  contemplated  herein (including,  but not limited to, any obligation to indemnify the Assignee).

                                Representations, Warranties and Covenants

         Assignor warrants and represents to Assignee and Company as of the date hereof:

          Attached  hereto  as  Attachment  2 are  true  and  accurate  copies  of the  Agreements  which agreements  are in full force and effect as of the date hereof and the  provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

          Assignor is the lawful  owner of the  Assigned  Loans with full right to transfer  the Assigned
Loans and any and all of its interests,  rights and obligations under the PWS Agreement as they relate to the Assigned  Loans,  free and clear from any and all claims and  encumbrances;  and upon the transfer of the Assigned Loans to Assignee as contemplated  herein and in the Mortgage Loan Purchase  Agreement dated as of October 31, 2006 between the Assignor and  Structured  Asset Mortgage  Investments  II Inc.  ("SAMI
II"),  Assignee  shall  have  good  title  to each and  every  Assigned  Loan,  as well as any and all of
Assignee's  interests,  rights and  obligations  under the PWS  Agreement  as they relate to the Assigned
Loans, free and clear of any and all liens, claims and encumbrances;

          There are no offsets,  counterclaims or other defenses available to Company with respect to the
Assigned Loans or the PWS Agreement;

          Assignor  has no  knowledge  of, and has not  received  notice of, any  waivers  under,  or any modification of, any Assigned Loan;

          Assignor  is duly  organized,  validly  existing  and in good  standing  under  the laws of the jurisdiction of its  incorporation,  and has all requisite  power and authority to acquire,  own and sell the Assigned Loans;

          Assignor  has  full  corporate  power  and  authority  to  execute,  deliver  and  perform  its obligations  under  this AAR  Agreement,  and to  consummate  the  transactions  set  forth  herein.  The consummation  of the  transactions  contemplated  by this AAR  Agreement  is in the  ordinary  course  of
Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions  of  Assignor's  charter or by-laws or any legal  restriction,  or any  material  agreement or instrument  to which  Assignor is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which  Assignor or its  property is subject.  The execution,  delivery and performance by Assignor of this AAR Agreement and the  consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate  action on the part of Assignor.  This AAR  Agreement has been duly executed and delivered by Assignor and, upon the due authorization,  execution  and delivery by Assignee and Company,  will  constitute  the valid and legally binding  obligation  of Assignor  enforceable  against  Assignor in  accordance  with its terms except as enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

          No consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement,  or the consummation by it of the transactions contemplated hereby;

          Neither  Assignor nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise  disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned  Loans, or any interest in the
Assigned Loans or otherwise  approached or negotiated with respect to the Assigned Loans, or any interest in the  Assigned  Loans with any  Person in any  manner,  or made any  general  solicitation  by means of general  advertising  or in any  other  manner,  or taken any  other  action  which  would  constitute  a distribution  of the  Assigned  Loans under the  Securities  Act of 1933,  as amended (the "1933 Act") or which would  render the  disposition  of the  Assigned  Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

          The Assignor has received  from  Company,  and has  delivered to the  Assignee,  all  documents required  to be  delivered  to  Assignor  by the  Company  prior to the date  hereof  pursuant to the PWS
Agreement  with  respect to the  Assigned  Loans and has not  received,  and has not  requested  from the
Company, any additional documents; and

          There is no action,  suit,  proceeding,  investigation or litigation  pending or, to Assignor's knowledge,  threatened,  which either in any instance or in the  aggregate,  if  determined  adversely to
Assignor,  would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR
Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

         Assignee  warrants and  represents  to, and covenants  with,  Assignor and Company as of the date hereof:

          Assignee  is duly  organized,  validly  existing  and in good  standing  under  the laws of the jurisdiction of its  organization and has all requisite power and authority to hold the Assigned Loans as trustee  on behalf  of the  holders  of the Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage  Pass-Through
Certificates, Series 2006-7;

          Assignee  has  full  corporate  power  and  authority  to  execute,  deliver  and  perform  its obligations  under  this AAR  Agreement,  and to  consummate  the  transactions  set  forth  herein.  The consummation  of the  transactions  contemplated  by this AAR  Agreement  is in the  ordinary  course  of
Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions  of  Assignee's  charter or by-laws or any legal  restriction,  or any  material  agreement or instrument  to which  Assignee is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which  Assignee or its  property is subject.  The execution,  delivery and performance by Assignee of this AAR Agreement and the  consummation by it of the transactions  contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignee.  This AAR  Agreement  has been duly  executed  and  delivered  by  Assignee  and,  upon the due authorization,  execution  and delivery by Assignor and Company,  will  constitute  the valid and legally binding  obligation  of Assignee  enforceable  against  Assignee in  accordance  with its terms except as enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

          No consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement,  or the consummation by it of the transactions contemplated hereby;

          There is no action,  suit,  proceeding,  investigation or litigation  pending or, to Assignee's knowledge,  threatened,  which either in any instance or in the  aggregate,  if  determined  adversely to
Assignee,  would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR
Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

          Assignee  assumes for the benefit of each of the  Assignor and the Company all of the rights of the Purchaser under the PWS Agreement with respect to the Assigned Loans.

         Company  warrants  and  represents  to, and covenant  with,  Assignor and Assignee as of the date hereof:

          Attached  hereto  as  Attachment  2 are true  and  accurate  copies  of the  Agreements,  which agreements  are in full force and effect as of the date hereof and the  provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

          Company  is duly  organized,  validly  existing  and in good  standing  under  the  laws of the jurisdiction  of its  incorporation,  and has all  requisite  power and authority to service the Assigned
Loans and otherwise to perform its obligations under the PWS Agreement;

          Company has full corporate power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions  set forth herein.  The consummation of the transactions  contemplated by this AAR Agreement is in the ordinary course of Company's business and will not conflict  with,  or result in a breach of, any of the terms,  conditions  or  provisions of Company's charter or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result in the  violation of any law,  rule,  regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and performance by Company of this AAR Agreement and the  consummation  by it of the  transactions  contemplated  hereby, have been duly authorized by all necessary  corporate  action on the part of Company.  This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization,  execution and delivery by  Assignor  and  Assignee,  will  constitute  the valid and legally  binding  obligation  of  Company, enforceable  against  Company in  accordance  with its terms except as  enforceability  may be limited by bankruptcy,  reorganization,  insolvency,  moratorium  or other  similar  laws now or hereafter in effect relating to  creditors'  rights  generally,  and by general  principles  of equity  regardless of whether enforceability is considered in a proceeding in equity or at law;

          No consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental  entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

          The Company shall  establish a Custodial  Account and an Escrow Account under the PWS Agreement in favor of the Assignee  with respect to the Assigned  Loans  separate  from the  Custodial  Account and
Escrow Account previously established under the PWS Agreement in favor of Assignor;

          No event  has  occurred  from the  Closing  Date to the date  hereof  which  would  render  the representations  and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and
3.02 of the PWS Agreement to be untrue in any material respect; and

          Neither  this AAR  Agreement  nor any  certification,  statement,  report or other  agreement, document  or  instrument  furnished  or to be  furnished  by the Company  pursuant to this AAR  Agreement contains  or will  contain  any  materially  untrue  statement  of fact or omits or will  omit to state a material fact necessary to make the statements contained therein not misleading.

         The Company hereby  restates the  representations  and warranties set forth in Section 3.01(p) of the PWS Agreement as of the date hereof.

         Notwithstanding  anything to the  contrary  in the PWS  Agreement,  the  Company  shall (or shall cause any Third-Party  Originator to) (i) immediately  notify Assignor and SAMI II in writing of (A) legal proceedings  pending  against  the  Company,  or  proceedings  known to be  contemplated  by  governmental authorities  against the Company which in the judgment of the Company would be, in each case,  material to purchasers of securities  backed by the Assigned Loans,  (B) any affiliations or relationships of the type described in Item 1119(b) of  Regulation  AB that develop  following  the date hereof  between the Company and any of the above  listed  parties or other  parties  identified  in writing by the Assignor or SAMI II with  respect  to  the  Securitization  Transaction  and  (ii)  provide  to the  Assignor  and  SAMI  II a description of such proceedings, affiliations or relationships.

         Each  notice/update  regarding  Regulation  AB  should  be  sent to the  Assignor  by  e-mail  to
regABnotifications@bear.com.  Additionally,  all such  notifications,  other than those pursuant to (i)(A)
above, should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: General Counsel for Loan Administration
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                           Notifications pursuant to (i)(A) above should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, TX  75067-3884
                           Attention:  Conduit Seller Approval Dept.
                           Facsimile:  (214) 626-3751
                           Email:  sellerapproval@bear.com

                           with a copy to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

         Assignor  hereby  agrees to indemnify  and hold the  Assignee  (and its  successors  and assigns)
harmless  against  any and all  claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs,  fees and expenses that Assignee (and its successors and assigns)
may sustain in any way related to any breach of the  representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

                                         Recognition of Assignee

         From and after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the  Assigned
Loans,  and  acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple  REMICs, and will  service  the  Assigned  Loans in  accordance  with the PWS  Agreement  (as  modified by this AAR
Agreement)  but in no event in a manner  that would (i) cause any such  intended  REMIC to fail to qualify as a REMIC or (ii) result in the  imposition  of a tax upon any such  intended  REMIC  (including  but not limited to the tax on  prohibited  transactions  as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set forth in Section  860G(d) of the Code). It is the intention of Assignor,
Company and Assignee that this AAR Agreement  shall be binding upon and for the benefit of the  respective successors  and assigns of the  parties  hereto.  Neither  Company  nor  Assignor  shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms or  provisions  of the PWS  Agreement  which amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned Loans without the prior written consent of Assignee.

         Notwithstanding  any term hereof to the contrary,  it is expressly  understood  and agreed by the parties  hereto that (a) the  execution  and  delivery of this AAR  Agreement by the Assignee is solely in its capacity as trustee  (the  "Trustee")  for Bear  Stearns  ALT-A Trust  2006-7,  Mortgage  Pass-Through
Certificates,  Series 2006-7  pursuant to the Pooling and Servicing  Agreement (the "Pooling and Servicing
Agreement"),  dated as of October 1, 2006,  among SAMI II, the Assignor,  the Assignee,  Wells Fargo Bank,
National  Association,  as master servicer (the "Master  Servicer") and as securities  administrator,  and not individually,  (b) each of the  representations,  undertakings and agreements herein made on behalf of
Bear  Stearns  ALT-A Trust  2006-7 (the  "Trust") is made and  intended  not as personal  representations, undertakings  and  agreements  of the Trustee but is made and intended for the purpose of binding only the
Trust and (c) under no  circumstances  shall the  Trustee  be  personally  liable  for the  payment of any indebtedness  or  expenses  of the  Assignee  or the Trust or be liable  for the  breach or failure of any obligation,  representation,  warranty or covenant made or undertaken by the Assignee, the Assignor or the
Trust under this AAR  Agreement or made or  undertaken  by the  Assignee,  the Assignor or the Trust under the  Agreements or the Pooling and Servicing  Agreement.  Any recourse  against the Assignee in respect of any  obligations it may have under or pursuant to the terms of this AAR Agreement  shall be limited solely to the  assets  it may  hold as  trustee  for Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage  Pass-Through
Certificates, Series 2006-7.

         The  Company  agrees to  indemnify  and hold  harmless  SAMI II,  each  director of SAMI II, each officer of SAMI II who signed the Registration  Statement,  the Underwriters and each person,  if any, who controls SAMI II or any Underwriter  within the meaning of Section 15 of the 1933 Act  (collectively,  the
"Indemnified  Party")  against any and all losses,  claims,  expenses,  damages or liabilites to which the
Indemnified  Party may become subject,  under the 1933 Act or otherwise,  including,  without  limitation, with  respect to disputes  between the  parties,  insofar as such  losses,  claims,  expenses,  damages or liabilites  (or  actions  in respect  thereof)  arise out of or are based  upon any  untrue  statement  or alleged untrue  statement of any material fact contained in the Prospectus  Supplement,  dated October 30,
2006 (the  "Prospectus  Supplement"),  or the omission or the alleged  omission to state in the Prospectus
Supplement a material  fact  necessary in order to make the  statements  therein not  misleading,  in each case to the extent,  but only to the extent,  that such untrue  statement or alleged  untrue  statement or omission or alleged  omission was  contained in or omitted  from  information  furnished in writing by the
Company for inclusion in the  Prospectus  Supplement,  in the sections  entitled "The Master  Servicer and
The Servicers - The Servicers - HomeBanc  Mortgage  Corporation"  and "Mortgage Loan Origination - General
- HomeBanc Mortgage Corporation" (together, the "Company Information").

                                      Modification of PWS Agreement

         The Company and Assignor hereby amend the PWS Agreement as follows:

          The following definitions are added to Article I of the PWS Agreement:

         Assignee:  Citibank,  N.A.,  as trustee for the holders of the Bear Stearns  ALT-A Trust
         2006-7, Mortgage Pass-Through Certificates, Series 2006-7.

         Pooling and Servicing Agreement:  That certain pooling and servicing  agreement,  dated as of October  1, 2006,  among SAMI II, the  Trustee,  the Master  Servicer,  the  Securities
         Administrator and EMC Mortgage Corporation.

         SAMI II: Structured Asset Mortgage Investments II Inc.

         Securities Administrator: Wells Fargo Bank, National Association.

         Trustee:  Citibank,  N.A.,  or its  successor  in  interest,  or any  successor  trustee appointed as provided in the Pooling and Servicing Agreement.

          The definition of Business Day is deleted in its entirety and replaced with the following:

         Business Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal holiday in the States of New York,  Georgia,  Maryland or Minnesota,  or (iii) a day on which banks in the States of New York,  Georgia,  Maryland or Minnesota are  authorized or obligated by law or executive order to be closed.

          The Standard & Poor's rating of "A2" in the  definition of Eligible  Account in Section 1.01 of the PWS Agreement is hereby replaced with "AA".

          The  following  is added to the first  sentence of the fourth  paragraph of Section 4.13 of the
PWS Agreement:

         "; provided,  however,  that any REO property shall be disposed of by the Company before the close of the third  taxable  year  following  the taxable year in which the Mortgage
         Loan became an REO property, unless the Company is otherwise directed by the Assignee."

         (j)      Section 11.04 of the PWS Agreement is deleted in its entirety and replaced with the following:

         Section 11.04      Governing Law.

                  This  Agreement  and the related Term Sheet shall be governed by and  construed in  accordance  with  the  laws of the  State  of New  York  without  giving  effect  to principles  of conflicts  of laws and except to the extent  preempted by Federal law and the  obligations,  rights and remedies of the parties  hereunder  shall be determined in accordance with such laws.

                                              Miscellaneous

         All demands,  notices and  communications  related to the Assigned  Loans,  the PWS Agreement and this AAR  Agreement  shall be in  writing  and  shall be deemed  to have  been  duly  given if  personally delivered at or mailed by registered mail, postage prepaid, as follows:

         In the case of Company:

                  HomeBanc Mortgage Corporation
                  2002 Summit Boulevard, Suite 100
                  Atlanta, GA 30319
                  Attention:  Debra F. Watkins, EVP and Chief Capital Markets Officer
                  Telecopier No.: (404) 705-2301

                  With a copy to:

                  HomeBanc Mortgage Corporation
                  2002 Summit Boulevard, Suite 100
                  Atlanta, GA 30319
                  Attention:  General Counsel

         In the case of Assignor:
                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, Texas 75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile: (214) 626-3751
                  Email: sellerapproval@bear.com

         In the case of Assignee:
                  Citibank, N.A.
                  388 Greenwich Street, 14th Floor
                  New York, New York 10013
                  Attention:  Structured Finance Agency & Trust —BSALTA 2006-7
                  Telecopier No.: (212) 816-5527

         In the case of Securities Administrator:
                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-7
                  Telecopier No.: (410) 715-2380

         The Company hereby  acknowledges that Wells Fargo Bank,  National  Association has been appointed as the master  servicer  of the  Assigned  Loans  pursuant  to the Pooling  and  Servicing  Agreement  and therefor has the right to enforce all  obligations of the Company,  as they relate to the Assigned  Loans, under the PWS  Agreement.  Such  right  will  include,  without  limitation,  the right to  terminate  the
Company  under the PWS  Agreement  upon the  occurrence  of an event of default  thereunder,  the right to receive all remittances  required to be made by the Company under the PWS Agreement,  the right to receive all monthly  reports and other data required to be delivered by the Company under the PWS  Agreement,  the right to examine the books and records of the Company,  indemnification  rights, and the right to exercise certain  rights of consent and approval  relating to actions taken by the Company.  The Company shall make all  distributions  under the PWS Agreement,  as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name: SAS Clearing
                  Account # 3970771416
                  FFC to: BSALTA 2006-7, Account #50958300.

and the Company shall deliver all reports required to be delivered under the PWS Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 10(c) herein and to the Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-7

         Each party will pay any  commissions  it has incurred and the fees of its attorneys in connection with the  negotiations  for,  documenting  of and  closing of the  transactions  contemplated  by this AAR
Agreement.

         This AAR  Agreement  shall be  construed  in  accordance  with the laws of the State of New York, without  regard to conflicts of law  principles  (other than  Section  5-1401 of the New York  Obligations
Law),  and the  obligations,  rights  and  remedies  of the  parties  hereunder  shall  be  determined  in accordance with such laws.

         No term or  provision  of this AAR  Agreement  may be waived or  modified  unless  such waiver or modification  is in writing and signed by the party against whom such waiver or  modification is sought to be enforced.

         This AAR  Agreement  shall  inure to the  benefit of the  successors  and  assigns of the parties hereto.  Any  entity  into  which  Assignor,  Assignee  or Company  may be merged or  consolidated  shall, without the requirement for any further writing,  be deemed Assignor,  Assignee or Company,  respectively, hereunder.

         This AAR Agreement  shall survive the  conveyance of the Assigned  Loans,  the  assignment of the
PWS Agreement to the extent of the Assigned  Loans by Assignor to Assignee and the  termination of the PWS
Agreement.

         This  AAR  Agreement  may  be  executed  simultaneously  in  any  number  of  counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

         In the event that any  provision of this AAR  Agreement  conflicts  with any provision of the PWS
Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

         IN WITNESS  WHEREOF,  the parties  hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION,
Assignor

By:__________________________________________________
Name:
Title:

CITIBANK, N.A.
not individually but solely as trustee for the holders of Bear Stearns
ALT-A Trust 2006-7, Mortgage Pass-Through Certificates, Series 2006-7,
Assignee

By:__________________________________________________
Name:
Title:

HOMEBANC MORTGAGE CORPORATION,
Company

By:__________________________________________________
Name:
Title:

ACKNOWLEDGED:
WELLS FARGO BANK,
 NATIONAL ASSOCIATION

By:__________________________________________________
Name:
Title:

                                               ATTACHMENT 1

                                          ASSIGNED LOAN SCHEDULE

                                         (Available upon request)

                                               ATTACHMENT 2

                                                AGREEMENTS

                                         (Available Upon Request)

                                                                                               EXHIBIT I-5

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment, Assumption and Recognition Agreement (this "AAR Agreement") made as of
October 31, 2006, among EMC Mortgage Corporation (the "Assignor"), Citibank, N.A., not individually but solely as trustee for the holders of the Bear Stearns ALT-A Trust 2006-7, Mortgage Pass-Through
Certificates, Series 2006-7 (the "Assignee") and HSBC Mortgage Corporation (USA) (the "Company").

         Whereas, the Assignor purchased certain residential mortgage loans (the "Mortgage Loans")
listed on Attachment 1 annexed hereto (the "Mortgage Loan Schedule") from the Company pursuant to the
Amended and Restated Purchase, Warranties and Servicing Agreement, dated as of September 1, 2005, as amended by Amendment Reg AB (the "Amendment Reg AB"), dated as of November 7, 2005 (as amended, the
"Servicing Agreement"), between the Company and Assignor and pursuant to which the Company agreed to service the Mortgage Loans; and

         In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Assignor's right, title and interest to and under the Servicing Agreement and the
Mortgage Loans now serviced by Company for Assignor, shall be subject to the terms of this AAR
Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

           1.       Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest  as in, to and under (a) the  Mortgage
   Loans and (b) the Servicing  Agreement;  provided,  however,  that the Assignor is not assigning to the
   Assignee any of its right, title or interest,  in, to and under the Servicing Agreement with respect to any mortgage loan other than the Mortgage  Loans listed on Attachment  1.  Notwithstanding  anything to the contrary contained herein, the Assignor  specifically  reserves and does not assign to the Assignee any right, title and interest in, to or under the representations  and warranties  contained in Section
   3.01 and Section 3.02 of the  Servicing  Agreement  and the Assignor is retaining  the right to enforce the  representations  and  warranties  set forth in those  sections  against the Company.  Except as is otherwise expressly provided herein, the Assignor makes no representations,  warranties or covenants to the Assignee and the Assignee  acknowledges  that the Assignor has no obligations to the Assignee under the terms of the  Servicing  Agreement or otherwise  relating to the  transaction  contemplated  herein
   (including, but not limited to, any obligation to indemnify the Assignee).

Representations, Warranties and Covenants

           2.       Assignor warrants and represents to Assignee and Company as of the date hereof:

                  (a)      [reserved];

                  (b)      Attached  hereto  as  Attachment  2 is a true  and  accurate  copy  of the  the
                           Servicing  Agreement,  which is in full force and effect as of the date  hereof and the  provisions  of which have not been waived,  amended or modified in any respect, nor has any notice of termination been given thereunder;

                  (c)      Assignor is the lawful owner of the Mortgage  Loans with full right to transfer the Mortgage  Loans and any and all of its  interests,  rights and  obligations under the Servicing  Agreement as they relate to the Mortgage  Loans,  free and clear from any and all claims and  encumbrances;  and upon the  transfer of the
                           Mortgage  Loans to Assignee as  contemplated  herein and in the  Mortgage  Loan
                           Servicing  Agreement  dated as of October 31, 2006  between  the  Assignor  and
                           Structured Asset Mortgage  Investments II Inc. ("SAMI II"), Assignee shall have good  title  to  each  and  every  Mortgage  Loan,  as  well  as any and all of
                           Assignor's  interests and rights under the  Servicing  Agreement as they relate to the  Mortgage  Loans,  free  and  clear  of any and all  liens,  claims  and encumbrances;

                  (d)      There are no offsets,  counterclaims  or other  defenses  available  to Company with respect to the Mortgage Loans;

                  (e)      Assignor  has no  knowledge  of, and has not  received  notice of, any  waivers under, or any modification of, any Mortgage Loan;

                  (f)      Assignor is duly  organized,  validly  existing and in good standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

                  (g)      Assignor  has full  corporate  power and  authority  to  execute,  deliver  and perform  its  obligations  under  this AAR  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by this AAR  Agreement  is in the ordinary  course of  Assignor's business  and will not  conflict  with,  or result in a breach  of,  any of the terms,  conditions or provisions of Assignor's  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Assignor is now a party or by which it is bound,  or result in the violation of any law,  rule, regulation,  order,  judgment or decree to which  Assignor  or its  property is subject.  The  execution,  delivery  and  performance  by  Assignor of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly  authorized  by all  necessary  corporate  action on the part of
                           Assignor.  This AAR  Agreement has been duly executed and delivered by Assignor and,  upon the due  authorization,  execution  and  delivery  by  Assignee  and
                           Company,  will constitute the valid and legally binding  obligation of Assignor
                           enforceable   against   Assignor  in  accordance   with  its  terms  except  as
                           enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors' rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (h)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignor in  connection  with the  execution,  delivery  or  performance  by
                           Assignor of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

                  (i)      Neither  Assignor  nor anyone  acting on its behalf has  offered,  transferred, pledged,  sold or otherwise  disposed of the Mortgage  Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer,  pledge or other  disposition  of the Mortgage  Loans,  or any interest in the Mortgage
                           Loans or  otherwise  approached  or  negotiated  with  respect to the  Mortgage
                           Loans, or any interest in the Mortgage Loans with any Person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner,  or taken any other action which would constitute a distribution of the
                           Mortgage  Loans under the  Securities  Act of 1933, as amended (the "1933 Act")
                           or which would  render the  disposition  of the  Mortgage  Loans a violation of
                           Section 5 of the 1933 Act or require registration pursuant thereto;

                  (j)      The Assignor has received from Company, and has delivered to the Assignee,  all documents  required to be  delivered  to  Assignor by the Company  prior to the date hereof  pursuant to the Servicing  Agreement  with respect to the Mortgage
                           Loans  and has not  received,  and has not  requested  from  the  Company,  any additional documents; and

                  (k)      There is no action, suit,  proceeding,  investigation or litigation pending or, to  Assignor's  knowledge,  threatened,  which either in any instance or in the
                           aggregate,  if  determined  adversely  to  Assignor,   would  adversely  affect
                           Assignor's  execution  or  delivery  of,  or the  enforceability  of,  this AAR
                           Agreement,  or the Assignor's ability to perform its obligations under this AAR
                           Agreement.

           3.       Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

                  (a)      Assignee is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction of its  organization  and has all requisite power and authority  to hold the  Mortgage  Loans as trustee on behalf of the  holders of the Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage  Pass-Through  Certificates,
                           Series 2006-7;

                  (b)      Assignee  has full  corporate  power and  authority  to  execute,  deliver  and perform  its  obligations  under  this AAR  Agreement,  and to  consummate  the
                           transactions   set  forth  herein.   The   consummation  of  the   transactions
                           contemplated  by this AAR  Agreement  is in the ordinary  course of  Assignee's business  and will not  conflict  with,  or result in a breach  of,  any of the terms,  conditions or provisions of Assignee's  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Assignee is now a party or by which it is bound,  or result in the violation of any law,  rule, regulation,  order,  judgment or decree to which  Assignee  or its  property is subject.  The  execution,  delivery  and  performance  by  Assignee of this AAR
                           Agreement and the consummation by it of the transactions  contemplated  hereby, have  been  duly  authorized  by all  necessary  corporate  action  on  part of
                           Assignee.  This AAR  Agreement has been duly executed and delivered by Assignee and,  upon the due  authorization,  execution  and  delivery  by  Assignor  and
                           Company,  will constitute the valid and legally binding  obligation of Assignee
                           enforceable   against   Assignee  in  accordance   with  its  terms  except  as
                           enforceability  may  be  limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in  effect  relating  to creditors' rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignee in  connection  with the  execution,  delivery  or  performance  by
                           Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

                  (d)      There is no action, suit,  proceeding,  investigation or litigation pending or, to  Assignee's  knowledge,  threatened,  which either in any instance or in the
                           aggregate,  if  determined  adversely  to  Assignee,   would  adversely  affect
                           Assignee's  execution  or  delivery  of,  or the  enforceability  of,  this AAR
                           Agreement,  or the Assignee's ability to perform its obligations under this AAR
                           Agreement; and

                  (e)      Assignee  assumes for the benefit of each of the  Assignor  and the Company all of the rights of the Purchaser  under the Servicing  Agreement  with respect to the Mortgage Loans.

           4.       Company  warrants and represents to, and covenants  with,  Assignor and Assignee as of the date hereof:

                  (f)      [reserved];

                  (g)      Attached  hereto as  Attachment 2 is a true and accurate  copy of the Servicing
                           Agreement,  which is in full  force and  effect as of the date  hereof  and the provisions  of which have not been waived,  amended or modified in any respect, nor has any notice of termination been given thereunder;

                  (h)      Company is duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and
                           authority  to  service  the  Mortgage   Loans  and  otherwise  to  perform  its
                           obligations under the Servicing Agreement;

                  (i)      Company has full corporate power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the  transactions set forth herein.  The  consummation of the  transactions  contemplated by this
                           AAR  Agreement  is in the ordinary  course of  Company's  business and will not conflict  with,  or result in a breach  of,  any of the  terms,  conditions  or provisions  of Company's  charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to which Company is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order,
                           judgment  or  decree  to  which  Company  or  its  property  is  subject.   The
                           execution,  delivery and  performance  by Company of this AAR Agreement and the consummation  by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate action on the part of Company.  This AAR
                           Agreement has been duly  executed and  delivered by Company,  and, upon the due
                           authorization,   execution  and  delivery  by  Assignor  and   Assignee,   will
                           constitute  the valid and legally  binding  obligation of Company,  enforceable against  Company in accordance with its terms except as  enforceability  may be limited by bankruptcy, reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by  general  principles  of equity  regardless  of  whether  enforceability  is considered in a proceeding in equity or at law;

                  (j)      No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company  in  connection  with the  execution,  delivery  or  performance  by
                           Company of this AAR Agreement,  or the  consummation by it of the  transactions contemplated hereby;

                  (k)      The Company  shall  establish a Custodial  Account and an Escrow  Account under the  Servicing  Agreement in favor of the Assignee with respect to the Mortgage
                           Loans  separate  from the  Custodial  Account  and  Escrow  Account  previously established under the Servicing Agreement in favor of Assignor;

                  (l)      No event has  occurred  from the Closing  Date to the date  hereof  which would render the  representations  and  warranties as to the related  Mortgage  Loans made by the Company in Sections 3.01 and 3.02 of the Servicing  Agreement to be
                           untrue in any material respect; and

                  (m)      Neither this AAR Agreement nor any  certification,  statement,  report or other agreement,  document or instrument  furnished or to be furnished by the Company pursuant to this AAR Agreement  contains or will contain any materially  untrue statement  of fact or omits or will omit to state a fact  necessary to make the statements contained therein not misleading.

           5.       Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the  representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

           6.       From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
   Mortgage  Loans,  and  acknowledges  that the  Mortgage  Loans  are  intended  to be part of a REMIC or multiple  REMICs,  and will service the Mortgage Loans in accordance  with the Servicing  Agreement (as modified  by this AAR  Agreement)  but in no event in a manner  that would (i) cause any such  intended
   REMIC to fail to qualify as a REMIC or (ii) result in the  imposition  of a tax upon any such  intended
   REMIC  (including  but  not  limited  to the tax on  prohibited  transactions  as  defined  in  Section
   860F(a)(2)  of the Code and the tax on  contributions  to a REMIC set forth in  Section  860G(d) of the
   Code).  It is the intention of Assignor,  Company and Assignee that this AAR Agreement shall be binding upon and for the  benefit of the  respective  successors  and assigns of the  parties  hereto.  Neither
   Company nor Assignor shall amend or agree to amend, modify,  waive, or otherwise alter any of the terms or provisions of the Servicing  Agreement which  amendment,  modification,  waiver or other  alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

           7.       Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties  hereto that (i) the execution and delivery of this AAR Agreement by the Assignee is solely in its capacity as trustee (in such  capacity,  the  "Trustee")  for Bear Stearns ALT-A Trust
   2006-7, Mortgage Pass-Through  Certificates,  Series 2006-7 (the "Trust"),  pursuant to the Pooling and
   Servicing  Agreement (the "Pooling and Servicing  Agreement"),  dated as of October 1, 2006, among SAMI
   II, the  Assignor,  the  Assignee,  Wells Fargo Bank,  National  Association,  as master  servicer (the
   "Master Servicer") and as securities administrator, (ii) each of the representations,  undertakings and agreements  herein made on behalf of the Trust is made and  intended  not as personal  representations, undertakings  and  agreements  of the Assignee but is made and intended for the purpose of binding only the Trust and (iii) under no circumstances  shall the Assignee be personally  liable for the payment of any  indebtedness  or expenses  of the  Assignee or the Trust or be liable for the breach or failure of any obligation,  representation,  warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under the  Servicing  Agreement  or the  Pooling and  Servicing  Agreement.  Any  recourse against the Assignee in respect of any  obligations  it may have under or pursuant to the terms of this
   AAR Agreement  shall be limited solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust
   2006-7, Mortgage Pass-Through Certificates, Series 2006-7.

Modification of Servicing Agreement
           8.       The Company and Assignor hereby amend the Servicing Agreement as follows:

         (a)      The following definitions are added to Article I of the Servicing Agreement:

         Assignee: Citibank, N.A., as trustee for the holders of the Bear Stearns ALT-A Trust 2006-7,
         Mortgage Pass-Through Certificates, Series 2006-7.

         Depositor:  SAMI II.

         Master Servicer: Wells Fargo Bank, National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

         Nonrecoverable Advance: Any advance previously made by the Company pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Company, may not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise.  The determination by the
         Company that it has made a Nonrecoverable Advance, shall be evidenced by an Officer's
         Certificate of the Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.

         Pooling and Servicing Agreement: That certain pooling and servicing agreement, dated as of
         October 1, 2006, among Structured Asset Mortgage Investments II Inc., the Trustee, the Master
         Servicer and the Purchaser.

         SAMI II:  Structured Asset Mortgage Investments II Inc.

         Securities Administrator: Wells Fargo Bank, National Association.

         Trustee: Citibank, N.A., or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

         (b)      The  definition  of  Business  Day is  deleted in its  entirety  and  replaced  with the following:

         Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the
         States of New York, Maryland or Minnesota, or (iii) a day on which banks in the States of New
         York, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

         (c)      The  definition  of Custodial  Account is deleted in its entirety and replaced  with the following:

         Custodial Account: Each separate demand account or accounts created and maintained pursuant to
         Section 4.04 which shall be entitled "HSBC Mortgage Corporation (USA), as Servicer, in trust for Citibank, N.A., as trustee for the holders of the Bear Stearns Alt A Trust 2006-7, Mortgage
         Pass-Through Certificates, Series 2006-7," and shall be established in an Eligible Account.

         (d)      The  definition  of Escrow  Account is deleted in its  entirety  and  replaced  with the following:

         Escrow Account: Each separate trust account or accounts created and maintained pursuant to
         Section 4.06 which shall be entitled "HSBC Mortgage Corporation (USA), as Servicer, in trust for Citibank, N.A., as trustee for the holders of the Bear Stearns Alt A Trust 2006-7, Mortgage
         Pass-Through Certificates, Series 2006-7," and shall be established in an Eligible Account.

         (e)      Article  III of the  Servicing  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 3.02(kkk):

                  (kkk)    With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

         (f)      Article  IV of the  Servicing  Agreement  is  hereby  amended  effective  as of the date hereof by adding the following after the first sentence in 4.01:

                  In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

         The following is added as Subsection 4.05(ix) of the Servicing Agreement:

         "(ix) to reimburse itself for any Nonrecoverable Advances;"

         (g)      The  following  is added to the second  sentence of the third  paragraph of Section 4.13 of the Servicing Agreement:

         "; provided, however, that any REO property shall be disposed of by the Company before the close of the third taxable year following the taxable year in which the Mortgage Loan became an
         REO property, unless the Company is otherwise directed by the Assignee."
         (h)      Section 5.02 of the  Servicing  Agreement is hereby  amended by replacing  the first two paragraphs with the following:

                  "Not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Master Servicer in a format as outlined below (or in such other formats mutually agreed between the Servicer and the Master Servicer) (i) (a) monthly loan data in the format set forth in Exhibit E-1 hereto, (b) default loan data in the format set forth in Exhibit E-2 hereto and (c) information regarding realized losses and gains in the format set forth in
         Exhibit E-3 hereto (or in such other formats mutually agreed between the Servicer and the
         Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master
         Servicer and (iii) all supporting documentation with respect to the information required pursuant to clause (i)(c) above."

         (i)      Section 11.04 of the Servicing Agreement is deleted in its entirety and replaced with the following:

         Section 11.04     Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         (j)      The following shall be added as Section 11.19 of the Servicing Agreement:

         Section 11.19     Third Party Beneficiary.

                  For purposes of this Agreement, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

         (k)      Section  2(f)(vii)(B)  of the  Amendment  Reg AB is hereby  amended by deleting from the first  paragraph  the words ", which  continues  unremedied  for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered".

         (l)      Exhibits  E-1,  E-2 and E-3  (attached  hereto as  Attachment  3 to this AAR) are hereby attached to the Servicing Agreement.

Miscellaneous
           9.       All demands,  notices and communications  related to the Mortgage Loans, the Servicing
   Agreement  and this AAR  Agreement  shall be in writing  and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         a.       In the case of Company,

                  HSBC MORTGAGE CORPORATION (USA)
                  Lori A. Miller / Vice President
                  2929 Walden Avenue
                  Depew, New York 14043

         b.       In the case of Assignor,

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, Texas 75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile: (214) 626-3751
                  Email: sellerapproval@bear.com
                  All notices and updates required to be provided to the Assignor regarding Regulation
                  AB pursuant to the Servicing Agreement should be sent to the Assignor by email to
                  regABnotifications@bear.com, and additionally:

                  (A)      for Item 1117 (Legal Proceedings) to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, TX 75067-3884
                           Attention: Associate General Counsel for Loan Administration
                           Facsimile: (469) 759-4714

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                (B)        For Item 1119 (Affiliations and Certain Relationships and Related
                           Transactions) to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, TX  75067-3884
                           Attention:  Conduit Seller Approval Dept.
                           Facsimile:  (214) 626-3751
                           Email:  sellerapproval@bear.com

                           with a copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

         c.       In the case of the Securities Administrator,

                  Wells Fargo Bank,
                  National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention:  BSALTA 2006-7
                  Telecopier No.: (410) 715-2380

         d.       In the case of Assignee,

                  Citibank, N.A.
                  388 Greenwich Street, 14th Floor
                  New York, New York 10013
                  Attention:  Structured Finance Agency & Trust —BSALTA 2006-7
                  Telecopier No.: (212) 816-5527

           10.      Each party will pay any  commissions  it has incurred and the fees of its attorneys in connection with the negotiations  for,  documenting of and closing of the transactions  contemplated by this AAR Agreement.

           11.      This AAR  Agreement  shall be  construed in  accordance  with the laws of the State of
   New York,  without  regard to conflicts of law  principles  (other than Section  5-1401 of the New York
   Obligations  Law),  and the  obligations,  rights  and  remedies  of the  parties  hereunder  shall  be determined in accordance with such laws.

           12.      No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

           13.      This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any entity into which  Assignor,  Assignee  or Company may be merged or  consolidated shall,  without the  requirement  for any further  writing,  be deemed  Assignor,  Assignee or Company, respectively, hereunder.

           14.      This  AAR  Agreement  shall  survive  the  conveyance  of  the  Mortgage  Loans,   the
   assignment of the Servicing  Agreement to the extent of the Mortgage  Loans by Assignor to Assignee and the termination of the Servicing Agreement.

           15.      This AAR  Agreement  may be  executed  simultaneously  in any number of  counterparts.
   Each counterpart shall be deemed to be an original and all such  counterparts  shall constitute one and the same instrument.

           16.      In the event that any  provision of this AAR  Agreement  conflicts  with any provision of the Servicing  Agreement with respect to the Mortgage  Loans,  the terms of this AAR Agreement shall control.

           17.      The Company  hereby  acknowledges  that Wells Fargo Bank,  National  Association  (the
   "Master  Servicer")  has been  appointed as the master  servicer of the Mortgage  Loans pursuant to the
   Pooling and Servicing  Agreement and therefor has the right to enforce all  obligations of the Company, as they relate to the Mortgage  Loans,  under the  Servicing  Agreement  and this AAR  Agreement.  Such rights will  include,  without  limitation,  the right to terminate  the Servicer  under the  Servicing
   Agreement upon the occurrence of an event of default  thereunder,  the right to receive all remittances required  to be made by the Company  under the  Servicing  Agreement,  the right to receive all monthly reports and other data  required to be  delivered by the Company  under the  Servicing  Agreement,  the right to  examine  the books and  records  of the  Company,  indemnification  rights,  and the right to exercise certain rights of consent and approval  relating to actions taken by the Company.  The Company shall make all distributions  under the Servicing  Agreement,  as they relate to the Mortgage Loans, to the Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name:  SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-7, Account #50958300.

and the Company shall deliver all reports required to be delivered under the Servicing Agreement, as they relate to the Mortgage Loans, to the Assignee at the address set forth in Section 9d herein and to the Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-7
                  Telecopier No.: (410) 715-2380

         IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

                                                              EMC MORTGAGE CORPORATION Assignor

                                                              By:_______________________________________________
                                                              Name:_____________________________________________
                                                              Title:____________________________________________

                                                              CITIBANK, N.A., not in it's individual
                                                              capacity but solely as trustee for the
                                                              holders
                                                              of Bear Stearns ALT-A Trust, Mortgage
                                                              Pass-Through Certificates, Series 2006-7,
                                                              as Assignee

                                                              By:      _________________________________________
                                                              Name:    _________________________________________
                                                              Title:   _________________________________________

                                                              HSBC MORTGAGE CORPORATION (USA)
                                                              Company

                                                              By:_______________________________________________
                                                              Name:_____________________________________________
                                                              Title:____________________________________________

                                                              Acknowledged and Agreed:

                                                              WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                              By:      _________________________________________
                                                              Name:    _________________________________________
                                                              Title:   _________________________________________

                                               ATTACHMENT 1

                                          MORTGAGE LOAN SCHEDULE

                                         (Available upon request)

                                               ATTACHMENT 2

                                           SERVICING AGREEMENT

                                         (Available upon request)

                                               ATTACHMENT 3

                                                EXHIBIT 1

                               013fStandard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment           Max
                                                                                                                            Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

                                                     EXHIBIT 2
                                        REPORTING DATA FOR DEFAULTED LOANS
                                 Standard File Layout - Delinquency Reporting
-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the  property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the=
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                       MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Standard File Codes - Delinquency Reporting
The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
         o    ASUM-     Approved Assumption
         o    BAP-      Borrower Assistance Program
         o    CO-       Charge Off
         o    DIL-      Deed-in-Lieu
         o    FFA-      Formal Forbearance Agreement
         o    MOD-      Loan Modification
         o    PRE-      Pre-Sale
         o    SS-       Short Sale
         o    MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.
The Occupant Code field should show the current status of the property code as follows:
         o    Mortgagor
         o    Tenant
         o    Unknown
         o    Vacant

The Property Condition field should show the last reported condition of the property as follows:
         o    Damaged
         o    Excellent
         o    Fair
         o    Gone
         o    Good
         o    Poor
         o    Special Hazard
         o    Unknown

Standard File Codes - Delinquency Reporting, Continued
The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Standard File Codes - Delinquency Reporting, Continued
The FNMA Delinquent Status Code field should show the Status of Default as follows:
                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                62             Veteran's Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                63             Veteran's Affairs-Refund
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                64             Veteran's Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

                                                     EXHIBIT 3
                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS
                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet
         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
              o   The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
         2.       The Total  Interest Due less the aggregate  amount of servicing fee that would have been earned  if all  delinquent  payments  had been made as  agreed.  For  documentation,  an
                  Amortization  Schedule  from date of default  through  liquidation  breaking out the net interest and servicing fees advanced is required.
         3.       Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation,  an Amortization Schedule from date of  default  through  liquidation  breaking  out the net  interest  and  servicing  fees advanced is required.
         4-12.    Complete as applicable.  Required documentation:
                           * For  taxes  and  insurance  advances  - see  page 2 of 332  form -  breakdown required  showing period of coverage,  base tax,  interest,  penalty.  Advances prior to default require evidence of servicer efforts to recover advances.
                           *  For escrow advances - complete payment history
                               (to calculate advances from last positive escrow balance forward)
                           *  Other expenses -  copies of corporate advance history showing all payments
                           *  REO repairs > $1500 require explanation
                           *  REO repairs >$3000 require evidence of at least 2 bids.
                           * Short  Sale or Charge Off  require  P&L  supporting  the  decision  and WFB's approved Officer Certificate
                           *  Unusual or extraordinary items may require further documentation.
         13.              The total of lines 1 through 12.

                           3.       Credits:
         14-21.   Complete as applicable.  Required documentation:
                          * Copy of the HUD 1 from the REO sale.  If a 3rd Party  Sale,  bid  instructions and Escrow Agent / Attorney
                             Letter of Proceeds Breakdown.
                          *  Copy of EOB for any MI or gov't guarantee
                          *  All other credits need to be clearly defined on the 332 form
         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.
         Total Realized Loss (or Amount of Any Gain)

         23.      The total derived from subtracting line 22 from 13.  If the amount represents a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________
----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If "Yes", provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan$                  ________________(1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                              ________________(10)
         (11) FC Costs/Other Legal Expenses                                     ________________(11)
         (12) Other (itemize)                                                   ________________(12)
                  Cash for Keys__________________________                       _______________ (12)
                  HOA/Condo Fees_______________________                         _______________ (12)
                  ______________________________________                        _______________ (12)

                  Total Expenses                                                $_______________(13)
         Credits:
         (14) Escrow Balance                                                    $_______________(14)
         (15) HIP Refund                                                        ________________(15)
         (16) Rental Receipts                                                   ________________(16)
         (17) Hazard Loss Proceeds                                              ________________(17)
         (18) Primary Mortgage Insurance / Gov't Insurance                      ________________(18a) HUD Part A
                                                                                ________________(18b)
         HUD Part B
         (19) Pool Insurance Proceeds                                           ________________(19)
         (20) Proceeds from Sale of Acquired Property                           ________________(20)
         (21) Other (itemize)                                                   ________________(21)
              _________________________________________                         ________________(21)

              Total Credits                                                     $________________(22)
         Total Realized Loss (or Amount of Gain)                                $________________(23)
Escrow Disbursement Detail
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

                                                                                               EXHIBIT I-6

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment,  Assumption and Recognition  Agreement (this "AAR  Agreement")  made as of
October 31, 2006, among EMC Mortgage  Corporation (the "Assignor"),  Citibank,  N.A., not individually but solely  as  trustee  for the  holders  of the Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage  Pass-Through
Certificates, Series 2006-7 (the "Assignee") and Mid America Bank, fsb (the "Company").

         In  consideration  of the mutual  promises  contained  herein,  the parties hereto agree that the residential  mortgage  loans (the  "Assigned  Loans") listed on Attachment 1 annexed hereto (the "Assigned
Loan  Schedule")  purchased by the Assignor  from the Company and now serviced by Company for Assignor and its successors and assigns pursuant to (a) the Purchase,  Warranties and Servicing Agreement,  dated as of
February 1, 2006,  as amended by Amendment  No. 1 to the Purchase,  Warranties  and  Servicing  Agreement,
dated as of February 1, 2006,  between Assignor and Company (as amended,  the "PWS Agreement") and (b) the
Term Sheet dated February 27, 2006,  between  Assignor and Company (the "Term Sheet" and together with the
PWS Agreement,  the "Agreements")  shall be subject to the terms of this AAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the PWS Agreement.

                                        Assignment and Assumption

         Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the Assignee all of its right,  title and interest as in, to and under (a) the Assigned  Loans and (b) the
Agreements with respect to the Assigned Loans;  provided,  however,  that the Assignor is not assigning to the Assignee any of its right,  title or interest,  in, to and under the PWS Agreement with respect to any mortgage  loan other  than the  Assigned  Loans  listed on the  Assigned  Loan  Schedule.  Notwithstanding anything to the contrary contained herein, the Assignor  specifically  reserves and does not assign to the
Assignee any right,  title and interest in, to or under the  representations  and warranties  contained in
Section 3.01 and Section  3.02 of the PWS  Agreement  and the  Assignor is retaining  the right to enforce the  representations  and  warranties  set  forth in those  sections  against  the  Company.  Except as is otherwise  expressly  provided herein, the Assignor makes no  representations,  warranties or covenants to the Assignee and the Assignee  acknowledges  that the Assignor has no  obligations  to the Assignee  under the terms of the PWS Agreement or otherwise  relating to the transaction  contemplated  herein (including, but not limited to, any obligation to indemnify the Assignee).

                                Representations, Warranties and Covenants

           Assignor warrants and represents to Assignee and Company as of the date hereof:

          Attached  hereto  as  Attachment  2 are  true  and  accurate  copies  of the  Agreements  which agreements  are in full force and effect as of the date hereof and the  provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

          Assignor is the lawful  owner of the  Assigned  Loans with full right to transfer  the Assigned
Loans and any and all of its interests,  rights and obligations under the PWS Agreement as they relate to the Assigned  Loans,  free and clear from any and all claims and  encumbrances;  and upon the transfer of the Assigned Loans to Assignee as contemplated  herein and in the Mortgage Loan Purchase  Agreement dated as of October 31, 2006 between the Assignor and  Structured  Asset Mortgage  Investments  II Inc.  ("SAMI
II"),  Assignee  shall  have  good  title  to each and  every  Assigned  Loan,  as well as any and all of
Assignee's  interests and rights under the PWS Agreement as they relate to the Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

          There are no offsets,  counterclaims or other defenses available to Company with respect to the
Assigned Loans or the PWS Agreement;

          Assignor  has no  knowledge  of, and has not  received  notice of, any  waivers  under,  or any modification of, any Assigned Loan;

          Assignor  is duly  organized,  validly  existing  and in good  standing  under  the laws of the jurisdiction of its  incorporation,  and has all requisite  power and authority to acquire,  own and sell the Assigned Loans;

          Assignor  has  full  corporate  power  and  authority  to  execute,  deliver  and  perform  its obligations  under  this AAR  Agreement,  and to  consummate  the  transactions  set  forth  herein.  The consummation  of the  transactions  contemplated  by this AAR  Agreement  is in the  ordinary  course  of
Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions  of  Assignor's  charter or by-laws or any legal  restriction,  or any  material  agreement or instrument  to which  Assignor is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which  Assignor or its  property is subject.  The execution,  delivery and performance by Assignor of this AAR Agreement and the  consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate  action on the part of Assignor.  This AAR  Agreement has been duly executed and delivered by Assignor and, upon the due authorization,  execution  and delivery by Assignee and Company,  will  constitute  the valid and legally binding  obligation  of Assignor  enforceable  against  Assignor in  accordance  with its terms except as enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

          No consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement,  or the consummation by it of the transactions contemplated hereby;

          Neither  Assignor nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise  disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Assigned  Loans, or any interest in the
Assigned Loans or otherwise  approached or negotiated with respect to the Assigned Loans, or any interest in the  Assigned  Loans with any  Person in any  manner,  or made any  general  solicitation  by means of general  advertising  or in any  other  manner,  or taken any  other  action  which  would  constitute  a distribution  of the  Assigned  Loans under the  Securities  Act of 1933,  as amended (the "1933 Act") or which would  render the  disposition  of the  Assigned  Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

          The Assignor has received  from  Company,  and has  delivered to the  Assignee,  all  documents required  to be  delivered  to  Assignor  by the  Company  prior to the date  hereof  pursuant to the PWS
Agreement  with  respect to the  Assigned  Loans and has not  received,  and has not  requested  from the
Company, any additional documents; and

          There is no action,  suit,  proceeding,  investigation or litigation  pending or, to Assignor's knowledge,  threatened,  which either in any instance or in the  aggregate,  if  determined  adversely to
Assignor,  would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR
Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

           Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

          Assignee  is duly  organized,  validly  existing  and in good  standing  under  the laws of the jurisdiction of its  organization and has all requisite power and authority to hold the Assigned Loans as trustee  on behalf  of the  holders  of the Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage  Pass-Through
Certificates, Series 2006-7;

          Assignee  has  full  corporate  power  and  authority  to  execute,  deliver  and  perform  its obligations  under  this AAR  Agreement,  and to  consummate  the  transactions  set  forth  herein.  The consummation  of the  transactions  contemplated  by this AAR  Agreement  is in the  ordinary  course  of
Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions  of  Assignee's  charter or by-laws or any legal  restriction,  or any  material  agreement or instrument  to which  Assignee is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which  Assignee or its  property is subject.  The execution,  delivery and performance by Assignee of this AAR Agreement and the  consummation by it of the transactions  contemplated hereby, have been duly authorized by all necessary corporate action on part of
Assignee.  This AAR  Agreement  has been duly  executed  and  delivered  by  Assignee  and,  upon the due authorization,  execution  and delivery by Assignor and Company,  will  constitute  the valid and legally binding  obligation  of Assignee  enforceable  against  Assignee in  accordance  with its terms except as enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

          No consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement,  or the consummation by it of the transactions contemplated hereby;

          There is no action,  suit,  proceeding,  investigation or litigation  pending or, to Assignee's knowledge,  threatened,  which either in any instance or in the  aggregate,  if  determined  adversely to
Assignee,  would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR
Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

          Assignee  assumes for the benefit of each of the  Assignor and the Company all of the rights of the Purchaser under the PWS Agreement with respect to the Assigned Loans.

           Company  warrants and represents  to, and covenant  with,  Assignor and Assignee as of the date hereof:

          Attached  hereto  as  Attachment  2 are true  and  accurate  copies  of the  Agreements,  which agreements  are in full force and effect as of the date hereof and the  provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

          Company  is duly  organized,  validly  existing  and in good  standing  under  the  laws of the jurisdiction  of its  incorporation,  and has all  requisite  power and authority to service the Assigned
Loans and otherwise to perform its obligations under the PWS Agreement;

          Company has full corporate power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions  set forth herein.  The consummation of the transactions  contemplated by this AAR Agreement is in the ordinary course of Company's business and will not conflict  with,  or result in a breach of, any of the terms,  conditions  or  provisions of Company's charter or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result in the  violation of any law,  rule,  regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and performance by Company of this AAR Agreement and the  consummation  by it of the  transactions  contemplated  hereby, have been duly authorized by all necessary  corporate  action on the part of Company.  This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization,  execution and delivery by  Assignor  and  Assignee,  will  constitute  the valid and legally  binding  obligation  of  Company, enforceable  against  Company in  accordance  with its terms except as  enforceability  may be limited by bankruptcy,  reorganization,  insolvency,  moratorium  or other  similar  laws now or hereafter in effect relating to  creditors'  rights  generally,  and by general  principles  of equity  regardless of whether enforceability is considered in a proceeding in equity or at law;

          No consent,  approval, order or authorization of, or declaration,  filing or registration with, any governmental  entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

          The Company shall  establish a Custodial  Account and an Escrow Account under the PWS Agreement in favor of the Assignee  with respect to the Assigned  Loans  separate  from the  Custodial  Account and
Escrow Account previously established under the PWS Agreement in favor of Assignor;

          No event  has  occurred  from the  Closing  Date to the date  hereof  which  would  render  the representations  and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and
3.02 of the PWS Agreement to be untrue in any material respect; and

          Neither  this AAR  Agreement  nor any  certification,  statement,  report or other  agreement, document  or  instrument  furnished  or to be  furnished  by the Company  pursuant to this AAR  Agreement contains  or will  contain  any  materially  untrue  statement  of fact or omits or will  omit to state a material fact necessary to make the statements contained therein not misleading.

           The Company hereby  restates the  representations  and warranties set forth in Section  3.01(p)
   of the PWS Agreement as of the date hereof.
         Notwithstanding  anything to the  contrary  in the PWS  Agreement,  the  Company  shall (or shall cause any Third-Party  Originator to) (i) immediately  notify Assignor and SAMI II in writing of (A) legal proceedings  pending  against  the  Company,  or  proceedings  known to be  contemplated  by  governmental authorities  against the Company which in the judgment of the Company would be, in each case,  material to purchasers of securities  backed by the Assigned Loans and (B) any  affiliations or  relationships  of the type  described  in Item  1119(b) of  Regulation  AB that develop  following  the date hereof  between the
Company and any of the above  listed  parties or other  parties  identified  in writing by the Assignor or
SAMI II with  respect to the  Securitization  Transaction  and (ii)  provide to the Assignor and SAMI II a description of such proceedings, affiliations or relationships.

         Each  notice/update  regarding  Regulation  AB  should  be  sent to the  Assignor  by  e-mail  to
regABnotifications@bear.com.  Additionally,  all such  notifications,  other than those pursuant to (i)(A)
above, should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, Texas 75067
                           Attention: Conduit Seller Approval Dept.
                           Facsimile: (214) 626-3751
                           Email: sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

                           Notifications pursuant to (i)(A) above should be sent to:

                           EMC Mortgage Corporation
                           2780 Lake Vista Drive
                           Lewisville, TX  75067-3884
                           Attention:  General Counsel for Loan Administration
                           Facsimile:  (214) 626-3751
                           Email:  sellerapproval@bear.com

                           with copies to:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue, 3rd Floor
                           New York, NY  10179
                           Attention:  Global Credit Administration
                           Facsimile:  (212) 272-6564

           Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns)
   harmless against any and all claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs,  fees and  expenses  that  Assignee  (and its  successors  and assigns) may sustain in any way related to any breach of the  representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

                                                Recognition of Assignee

           From and after the date  hereof,  Company  shall  recognize  Assignee as owner of the  Assigned
   Loans, and acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple REMICs, and will service the  Assigned  Loans in  accordance  with the PWS  Agreement  (as modified by this AAR
   Agreement).  It is the intention of Assignor,  Company and Assignee  that this AAR  Agreement  shall be binding  upon and for the benefit of the  respective  successors  and  assigns of the  parties  hereto.
   Neither  Company nor Assignor shall amend or agree to amend,  modify,  waive, or otherwise alter any of the terms or provisions of the PWS Agreement which amendment,  modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

           Notwithstanding any term hereof to the contrary,  it is expressly  understood and agreed by the parties  hereto that (a) the  execution and delivery of this AAR Agreement by the Assignee is solely in its capacity as trustee (the  "Trustee")  for Bear Stearns  ALT-A Trust 2006-7,  Mortgage  Pass-Through
   Certificates,  Series  2006-7  pursuant  to the Pooling  and  Servicing  Agreement  (the  "Pooling  and
   Servicing Agreement"),  dated as of October 1, 2006, among SAMI II, the Assignor,  the Assignee,  Wells
   Fargo Bank,  National  Association,  as master  servicer  (the  "Master  Servicer")  and as  securities administrator,  and not  individually,  (b) each of the  representations,  undertakings  and agreements herein made on behalf of Bear  Stearns  ALT-A Trust  2006-7 (the  "Trust") is made and  intended not as personal  representations,  undertakings and agreements of the Trustee but is made and intended for the purpose of  binding  only the Trust and (c) under no  circumstances  shall the  Trustee  be  personally liable for the payment of any  indebtedness  or expenses of the  Assignee or the Trust or be liable for the breach or failure of any  obligation,  representation,  warranty or covenant  made or undertaken by the  Assignee,  the  Assignor  or the Trust  under  this AAR  Agreement  or made or  undertaken  by the
   Assignee,  the Assignor or the Trust under the Agreements or the Pooling and Servicing  Agreement.  Any
   recourse  against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR  Agreement  shall be limited  solely to the assets it may hold as trustee for Bear  Stearns
   ALT-A Trust 2006-7, Mortgage Pass-Through Certificates, Series 2006-7.

                                      Modification of PWS Agreement

           The Company and Assignor hereby amend the PWS Agreement as follows

          The definition of Business Day is deleted in its entirety and replaced with the following:

                  Business  Day:  Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal
                  holiday  in  the  States  of  California,   Illinois,  New  York,  Maryland  or
                  Minnesota,  or (iii) a day on which banks in the States of Illinois,  New York,
                  Maryland or Minnesota are authorized or obligated by law or executive  order to be closed.

          The definition of Master Servicer is deleted in its entirety and replaced with the following:

                  Master Servicer:  Wells Fargo Bank, National Association.

          The last paragraph in Section 5.02 is deleted in its entirety and replaced with the following:

                           In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

          Section 6.04(d) is deleted in its entirety and replaced with the following:

                           Failure of the Company to timely  comply with this  Section 6.04 shall be deemed an Event of Default,  automatically,  without  notice and without any cure period,  notwithstanding  any  provision of the Agreement to the contrary, unless  otherwise  agreed to by the Purchaser  and the Person  signing the Form
                  10-K as set forth in  6.04(c),  and  Purchaser  may,  in  addition  to whatever rights  the  Purchaser  may  have  under  Sections  3.03 and 8.01 and at law or equity or to damages,  including  injunctive  relief and specific  performance, terminate all the rights and  obligations  of the Company under this  Agreement and in and to the Mortgage Loans and the proceeds thereof without  compensating the Company for the same, as provided in Section 9.01. Such  termination  shall be  considered  with cause  pursuant to Section 10.01 of this  Agreement.  This paragraph  shall  supersede any other  provision in this Agreement or any other agreement to the contrary.

          The  last  paragraph  in  Section  6.07 is  deleted  in its  entirety  and  replaced  with  the following:

                           Failure of the Company to timely comply with this Section 6.07 (including with respect to the cure timeframes required in this section) shall be deemed an Event of
                  Default, automatically, without notice and without any cure period, notwithstanding any provision of the Agreement to the contrary, unless otherwise agreed to by the
                  Purchaser and the Person signing the Form 10-K as described herein, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01.  Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

                                              Miscellaneous

           All demands,  notices and  communications  related to the Assigned Loans, the PWS Agreement and this AAR  Agreement  shall be in  writing  and shall be deemed  to have been duly  given if  personally delivered at or mailed by registered mail, postage prepaid, as follows:

         In the case of Company:
                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Theresa Mann
                  Fax:  (630) 799-7964

                  with copies to:
                  Mid America Bank, fsb
                  2650 Warrenville Road, Suite 500
                  Downers Grove, Illinois 60515
                  Attention:  Ann Ryan
                  Fax:  (630) 799-7964

         In the case of Assignor:
                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, Texas 75067
                  Attention: Conduit Seller Approval Dept.
                  Facsimile: (214) 626-3751
                  Email: sellerapproval@bear.com

         In the case of Assignee:
                  Citibank, N.A.
                  388 Greenwich Street, 14th Floor
                  New York, New York 10013
                  Attention:  Structured Finance Agency &
                  Trust—BSALTA 2006-7
                  Telecopier No.: (212) 816-5527

         (d)      In the case of Master Servicer:
                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-7
                  Telecopier No.: (410) 715-2380

           The  Company  hereby  acknowledges  that  Wells  Fargo  Bank,  National  Association  has  been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing  Agreement and  therefor  has the right to enforce  certain  obligations  of the  Company,  as they  relate to the
   Assigned  Loans,  under the PWS  Agreement.  The  Company  shall make all  distributions  under the PWS
   Agreement,  as  they  relate  to the  Assigned  Loans,  to the  Master  Servicer  by wire  transfer  of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name: SAS Clearing
                  Account # 3970771416
                  FFC to: BSALTA 2006-7, Account #50958300.

and the Company shall deliver all reports required to be delivered under the PWS Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 8(c) herein and to the
Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-7

                  A copy of all assessments, attestations, reports and certifications required to be delivered by the Servicer under this Agreement and the Servicing Agreement shall be delivered to the
   Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addressees shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents

           Each  party  will  pay any  commissions  it has  incurred  and the  fees  of its  attorneys  in connection with the negotiations  for,  documenting of and closing of the transactions  contemplated by this AAR Agreement.

           This AAR  Agreement  shall be construed in  accordance  with the laws of the State of New York, without  regard to conflicts of law principles  (other than Section 5-1401 of the New York  Obligations
   Law),  and the  obligations,  rights and  remedies  of the parties  hereunder  shall be  determined  in accordance with such laws.

           No term or  provision  of this AAR  Agreement  may be waived or modified  unless such waiver or modification  is in writing and signed by the party against whom such waiver or  modification is sought to be enforced.

           This AAR  Agreement  shall  inure to the benefit of the  successors  and assigns of the parties hereto.  Any entity  into which  Assignor,  Assignee or Company  may be merged or  consolidated  shall,
   without  the  requirement  for  any  further  writing,   be  deemed  Assignor,   Assignee  or  Company,
   respectively, hereunder.

           This AAR Agreement  shall survive the conveyance of the Assigned  Loans,  the assignment of the
   PWS Agreement to the extent of the Assigned  Loans by Assignor to Assignee and the  termination  of the
   PWS Agreement.

           This  AAR  Agreement  may be  executed  simultaneously  in any  number  of  counterparts.  Each counterpart  shall be deemed to be an original and all such  counterparts  shall constitute one and the same instrument.

           In the event that any provision of this AAR Agreement  conflicts  with any provision of the PWS
   Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

                                                     EMC MORTGAGE CORPORATION
                                                     Assignor

                                                     By:_________________________________________
                                                     Name:_______________________________________
                                                     Title:______________________________________

                                                     CITIBANK, N.A., not in it's individual
                                                     capacity but solely as trustee for the holders
                                                     of Bear Stearns ALT-A Trust, Mortgage
                                                     Pass-Through Certificates, Series 2006-7, as
                                                     Assignee

                                                     By:_________________________________________
                                                     Name:_______________________________________
                                                     Title:______________________________________

                                                     MID AMERICA BANK, FSB,
                                                     Company

                                                     By:_________________________________________
                                                     Name:_______________________________________
                                                     Title:______________________________________

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:__________________________________________________
Name:
Title:

                                               ATTACHMENT 1

                                          ASSIGNED LOAN SCHEDULE

                                         (Available upon request)

                                               ATTACHMENT 2

                                                AGREEMENTS

                                         (Available upon request)

                                                                                               EXHIBIT I-7

                             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

        THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "Assignment and Assumption
Agreement"), dated as of October 31, 2006, among EMC Mortgage Corporation, a Delaware corporation (the
"Assignor"), Citibank, N.A., not individually but solely as trustee for the holders of Bear Stearns ALT-A
Trust 2006-7, Mortgage Pass-Through Certificates, Series 2006-7 (the "Assignee") and Wells Fargo Bank,
N.A. (the "Company").

        Whereas, the Assignor purchased certain Mortgage Loans listed on Schedule A (the "Wells Fargo
Mortgage Loans") from the Company pursuant to the terms and conditions of that certain Assignment and
Conveyance Agreement (06-W75) (the "ACA") dated as of August 30, 2006;

        Whereas, pursuant to that certain Bulk Servicing Rights Purchase and Sale Agreement, dated as of August 1, 2005 (the "Purchase Agreement"), by and between the Assignor and the Company, the Assignor has sold, and the Company has purchased, the servicing rights related to the mortgage loans listed on
Schedule B  hereto (the "EMC Mortgage Loans" and, together with the Wells Fargo Mortgage Loans , the
"Mortgage Loans");

        Whereas, the Assignor and the Company entered into that certain Amended and Restated Master
Seller's Warranties and Servicing Agreement dated as of November 1, 2005 (the "Warranties and Servicing
Agreement");

        Whereas, the Company agrees to service the Mortgage Loans pursuant to the terms and conditions of the Warranties and Servicing Agreement and with respect to the Wells Fargo Mortgage Loans, the ACA.

        In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans now serviced by the Company for the Assignor and its successors and assigns pursuant to the Warranties and Servicing Agreement shall be subject to the terms of this
Assignment and Assumption Agreement.  Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Warranties and Servicing Agreement.

         Assignment and Assumption

1.       Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee all of its right,  title and  interest  in, to and under (a) the Mortgage  Loans and (b) the
Warranties  and  Servicing  Agreement  with respect to the Mortgage  Loans;  provided,  however,  that the
Assignor  is not  assigning  to the  Assignee  any of its  right,  title  and  interest,  to and under the
Warranties  and  Servicing  Agreement  with  respect to any mortgage  loan other than the  Mortgage  Loans listed  on  Attachment  1.  Notwithstanding  anything  to the  contrary  contained  herein,  the  Assignor specifically  reserves and does not assign to the  Assignee any right,  title and interest in, to or under the  representations  and  warranties  contained in Section 3.01 and Section  3.02 of the  Warranties  and
Servicing  Agreement,  and to indemnify the Assignor with respect to a breach of such  representations and warranties and the obligations of the Company set forth in those sections  against the Company.  Except as is otherwise  expressly  provided herein, the Assignor makes no  representations,  warranties or covenants to the Assignee and the Assignee  acknowledges  that the Assignor has no obligations to the Assignee under
the  terms  of  the  Warranties  and  Servicing   Agreement  or  otherwise  relating  to  the  transaction
contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

20.      Notwithstanding  anything  in the  Warranties  and  Servicing  Agreement  to the  contrary,  with respect to the EMC Mortgage Loans, a breach of the  representations  and warranties  contained in
         Section 3.01 of the  Warranties  and Servicing  Agreement  shall  constitute  termination  of the
         Company  as  servicer  as  provided  for  in  Section  11.01  of  the  Warranties  and  Servicing
         Agreement.

         Representations Warranties and Covenants

2.       The Assignor  warrants and  represents  to, and covenants  with, the Assignee that as of the date hereof:

                (a)      Attached  hereto as  Attachment 2 is a true and accurate  copy of the  Warranties and Servicing  Agreement,  which  agreement is in full force and effect as of the date hereof and the provisions of which have not been waived,  further amended or modified in any respect, nor has any notice of termination been given thereunder;

                (b)      The  Assignor  is the  lawful  owner of the  Mortgage  Loans  with full  right to transfer  the  Mortgage  Loans  and  any  and all of its  interests,  rights  and obligations  under the Warranties  and Servicing  Agreement as they relate to the
                         Mortgage  Loans,  free and clear from any and all claims  and  encumbrances;  and upon the transfer of the Mortgage Loans to the Assignee as  contemplated  herein,
                         Assignee  shall have good title to each and every  Mortgage  Loan, as well as any and all of the Assignee's interests,  rights and obligations under the Warranties and Servicing  Agreement as they relate to the Mortgage Loans,  free and clear of any and all liens, claims and encumbrances;

                (c)      There are no offsets,  counterclaims  or other defenses  available to the Company with respect to the Mortgage Loans or the Warranties and Servicing Agreement;

                (d)      The  Assignor has no  knowledge  of, and has not received  notice of, any waivers under, or any modification of, any Mortgage Loan;

                (e)      The Assignor is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction of its  incorporation,  and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

                (f)      The  Assignor has full  corporate  power and  authority  to execute,  deliver and perform its obligations  under this Assignment and Assumption  Agreement,  and to
                         consummate  the   transactions   set  forth  herein.   The  consummation  of  the
                         transactions  contemplated by this Assignment and Assumption  Agreement is in the ordinary course of the Assignor's  business and will not conflict with, or result in a breach of, any of the terms,  conditions  or  provisions  of the  Assignor's charter  or  by-laws  or any legal  restriction,  or any  material  agreement  or instrument  to which  the  Assignor  is now a party or by which it is  bound,  or result in the violation of any law, rule,  regulation,  order, judgment or decree to which  Assignor or its  property  is  subject.  The  execution,  delivery  and performance by the Assignor of this  Assignment and Assumption  Agreement and the consummation  by it of the  transactions  contemplated  hereby,  have  been  duly authorized  by all  necessary  corporate  action  on part of the  Assignor.  This
                         Assignment and  Assumption  Agreement has been duly executed and delivered by the
                         Assignor and, upon the due authorization,  execution and delivery by the Assignee and the Company,  will constitute the valid and legally binding obligation of the
                         Assignor  enforceable against the Assignor in accordance with its terms except as
                         enforceability  may  be  limited  by  bankruptcy,   reorganization,   insolvency,
                         moratorium  or  other  similar  laws  now or  hereafter  in  effect  relating  to creditors'  rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                (g)      No  consent,  approval,  order or  authorization  of, or  declaration,  filing or registration with, any governmental  entity is required to be obtained or made by the Assignor in connection  with the  execution,  delivery or  performance by the
                         Assignor of this Assignment and Assumption  Agreement,  or the consummation by it of the transactions  contemplated hereby.  Neither the Assignor nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage  Loans, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise  approached or negotiated with respect to the Mortgage  Loans,  or any  interest in the Mortgage  Loans with any
                         Person  in any  manner,  or made any  general  solicitation  by means of  general advertising  or in any  other  manner,  or taken  any other  action  which  would constitute a  distribution  of the  Mortgage  Loans under the  Securities  Act of
                         1933,  as amended (the "1933 Act") or which would render the  disposition  of the
                         Mortgage  Loans a violation of Section 5 of the 1933 Act or require  registration pursuant thereto; and

                (h)      The Assignor has received  from the Company,  and has  delivered to the Assignee, all  documents  required to be delivered to the Assignor by the Company  prior to the date hereof  pursuant to the Warranties and Servicing  Agreement with respect to the  Mortgage  Loans  and has not  received,  and has not  requested  from the
                         Company, any additional documents.

3.       The Assignee  warrants and  represents  to, and  covenants  with,  Assignor and Company as of the date hereof:

                (a)      The Assignee is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and has all requisite  power and authority  to hold the  Mortgage  Loans on behalf of the holders of Bear  Stearns
                         ALT-A Trust 2006-7, Mortgage Pass-Through Certificates, Series 2006-7;

                (b)      The  Assignee has full  corporate  power and  authority  to execute,  deliver and perform under this  Assignment  and Assumption  Agreement,  and to consummate the
                         transactions   set  forth   herein.   The   consummation   of  the   transactions
                         contemplated  by this  Assignment  and  Assumption  Agreement  is in the ordinary course of the  Assignee's  business  and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of the Assignee's  charter or by-laws or any legal  restriction,  or any material agreement or instrument to which  the  Assignee  is now a party or by which it is  bound,  or  result in the violation of any law, rule,  regulation,  order,  judgment or decree to which the
                         Assignee or its property is subject.  The execution,  delivery and performance by the Assignee of this Assignment and Assumption  Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly  authorized by all necessary  corporate  action  on  part  of  the  Assignee.  This  Assignment  and
                         Assumption  Agreement  has been duly  executed and delivered by the Assignee and, upon the due  authorization,  execution  and  delivery  by the  Assignor  and the
                         Company,  will  constitute the valid and legally  binding  obligation of Assignee enforceable  against  the  Assignee  in  accordance  with  its  terms  except  as
                         enforceability  may  be  limited  by  bankruptcy,   reorganization,   insolvency,
                         moratorium  or  other  similar  laws  now or  hereafter  in  effect  relating  to creditors'  rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                (c)      No  consent,  approval,  order or  authorization  of, or  declaration,  filing or registration with, any governmental  entity is required to be obtained or made by the Assignee in connection  with the  execution,  delivery or  performance by the
                         Assignee of this Assignment and Assumption  Agreement,  or the consummation by it of the transactions contemplated hereby; and

                (d)      The Assignee  assumes all of the rights of the Assignor  under the Warranties and
                         Servicing  Agreement  with respect to the Mortgage  Loans other than the right to enforce  the  obligations  of the  Company  under the  Warranties  and  Servicing
                         Agreement.

4.       The Company  warrants and represents to, and covenants  with, the Assignor and the Assignee as of the date hereof:

                (e)      Attached  hereto as  Attachment 2 is a true and accurate  copy of the  Warranties and Servicing  Agreement,  which  agreement is in full force and effect as of the date hereof and the provisions of which have not been waived,  further amended or modified in any respect, nor has any notice of termination been given thereunder;

                (f)      The Company is a national banking  association  duly organized,  validly existing and in good standing under the laws of the United  States,  and has all requisite power and  authority to service the Mortgage  Loans and  otherwise to perform its obligations under the Warranties and Servicing Agreement;

                (g)      The Company  has full power and  authority  to  execute,  deliver and perform its obligations  under this  Assignment and Assumption  Agreement,  and to consummate
                         the  transactions  set  forth  herein.   The  consummation  of  the  transactions
                         contemplated  by this  Assignment  and  Assumption  Agreement  is in the ordinary course of the  Company's  business  and will not  conflict  with,  or result in a breach of, any of the terms,  conditions or  provisions of the Company's  charter or by-laws or any legal  restriction,  or any material agreement or instrument to which  the  Company  is now a party or by which it is  bound,  or  result  in the violation of any law, rule,  regulation,  order,  judgment or decree to which the
                         Company or its property is subject.  The execution,  delivery and  performance by the Company of this Assignment and Assumption  Agreement and the  consummation by it of the  transactions  contemplated  hereby,  have been duly  authorized by all necessary  action  on  part  of  the  Company.  This  Assignment  and  Assumption
                         Agreement has been duly executed and delivered by the Company,  and, upon the due authorization,  execution and delivery by Assignor and Assignee,  will constitute the valid and legally  binding  obligation  of Company,  enforceable  against the
                         Company in accordance with its terms except as  enforceability  may be limited by the effect of  insolvency,  liquidation,  conservatorship  and other similar laws
                         administered  by  the  Federal  Deposit  Insurance   Corporation   affecting  the
                         enforcement  of  contract  obligations  of  insured  banks  and  subject  to  the application of the rules of equity;

                (h)      No  consent,  approval,  order or  authorization  of, or  declaration,  filing or registration with, any governmental  entity is required to be obtained or made by the Company in connection  with the  execution,  delivery or  performance  by the
                         Company of this Assignment and Assumption  Agreement,  or the  consummation by it of the transactions contemplated hereby;

                (i)      The Company shall  establish a Custodial  Account and an Escrow Account under the
                         Warranties  and Servicing  Agreement in favor of the Assignee with respect to the
                         Mortgage Loans separate from the Custodial Account and Escrow Account  previously established  under the Warranties  and Servicing  Agreement in favor of Assignor;
                         and

                (j)      Pursuant to Section 9.01 of the Warranties and Servicing  Agreement,  the Company
                         hereby restates the  representations and warranties set forth in Sections 3.01 of the  Warranties  and  Servicing  Agreement  with respect to the Company as of the date hereof as amended by Section 11 of this Assignment and Assumption Agreement.

         Company warrants and represents to, and covenants with, Assignor and Structured Asset Mortgage
Investments II Inc. as of the date hereof:

                (k)      Company  is not  aware  and has not  received  notice  that  any  default,  early amortization or other  performance  triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

                (l)      No material  noncompliance with the applicable servicing criteria with respect to other  securitizations  of residential  mortgage  loans  involving the Company as servicer has been disclosed or reported by the Company;

                (m)      Company  has not been  terminated  as  servicer in a  residential  mortgage  loan securitization,  either  due  to a  servicing  default  or  to  application  of a servicing performance test or trigger;

                (n)      No material  changes to the Company's  policies or procedures with respect to the servicing  function it will perform under the Warranties and Servicing  Agreement and  this  Assignment  and  Assumption  Agreement  for  mortgage  loans of a type similar  to the  Mortgage  Loans  have  occurred  during  the  three-year  period immediately preceding the date hereof;

                (o)      There are no  aspects  of the  Company's  financial  condition  that could have a material  adverse  effect on the  performance  by the  Company  of its  servicing obligations under the Warranties and Servicing  Agreement and this Assignment and
                         Assumption Agreement;

                (p)      There are no material legal or governmental  proceedings  pending (or known to be
                         contemplated)   against  the  Company,   any   Subservicer  or  any   third-party
                         originator; and

                (q)      There are no affiliations,  relationships or transactions relating to the Company or any Subservicer with respect to this Securitization  Transaction and any party thereto of a type described in Item 1119 of Regulation AB.

5.       Assignor  hereby  agrees to indemnify  and hold the  Assignee  (and its  successors  and assigns)
harmless  against  any and all  claims,  losses,  penalties,  fines,  forfeitures,  legal fees and related costs,  judgments,  and any other costs,  fees and expenses that Assignee (and its successors and assigns)
may sustain in any way related to any breach of the  representations  or  warranties of Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

6.       The Company  hereby  acknowledges  that Wells Fargo Bank,  N.A.  and any  successor  thereto (the
"Master  Servicer"),  has been appointed as master  servicer of the Mortgage Loans pursuant to the Pooling and  Servicing  Agreement  dated as of October 1, 2006 (the  "Pooling  and  Servicing  Agreement"),  among
Structured Asset Mortgage  Investments II Inc., the Assignor,  the Assignee and the Master  Servicer,  and
therefore  has the right to enforce all  obligations  of the Company  under the  Warranties  and Servicing
Agreement.  Such right will include,  without  limitation,  the right to receive all remittances  required to be made by the Company under the Warranties and Servicing  Agreement,  the right to receive all monthly reports and other data  required  to be  delivered  by the  Company  under the  Warranties  and  Servicing
Agreement,  the right to examine the books and records of the  Company,  indemnification  rights,  and the right to exercise  certain  rights of consent and approval  relating to actions taken by the Company.  The
Company  hereby  acknowledges  that the Master  Servicer  shall be  obligated  to notify the  Assignee  in accordance  with the Pooling and  Servicing  Agreement  upon the  discovery  of an event of default by the
Company of its  obligations  under the Warranties and Servicing  Agreement and the Assignee shall have the right to  terminate  the  Company as  servicer  under the  Warranties  and  Servicing  Agreement  upon the occurrence of such an event of default.

7.       The Company shall make all  distributions  under the  Warranties  and Servicing  Agreement to the
Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  Account Name:  SAS Clearing
                  Account # 3970771416
                  For Further Credit to: BSALTA 2006-7, Account #50958300..

          and the Company shall deliver all reports required to be delievered under the Warranties and
  Servicing Agreement to the Master Servicer at:

                  Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: Client Manager BSALTA 2006-7
                  Telecopy No.: (410) 715-2380

8.       Notwithstanding  any term hereof to the contrary,  it is expressly  understood  and agreed by the parties  hereto that (i) this  Assignment  and Assumption  Agreement is  acknowledged  and accepted by the
Assignee  not  individually  or  personally  but solely as Assignee  for the Trust in the  exercise of the powers and authority  conferred and vested in it under the Pooling and Servicing  Agreement,  (ii) each of the  representations,  undertakings and agreements herein made on behalf of the Trust is made and intended not as personal  representations,  undertakings  and  agreements  of the Assignee but is made and intended for the  purpose  of  binding  only the Trust and  (iii)  under no  circumstances  shall the  Assignee  be personally  liable for the payment of any  indebtedness  or  expenses  of the  Assignee or the Trust or be liable  for the  breach or  failure  of any  obligation,  representation,  warranty  or  covenant  made or undertaken by the Assignee,  the Assignor or the Trust under this  Assignment and Assumption  Agreement or made or  undertaken  by the  Assignee,  the  Assignor  or the Trust  under the  Warranties  and  Servicing
Agreement or the Pooling and  Servicing  Agreement.  Any  recourse  against the Assignee in respect of any obligations it may have under or pursuant to the terms of this  Assignment and Assumption  Agreement shall be limited  solely to the  assets it may hold as trustee of Bear  Stearns  ALT-A  Trust  2006-7,  Mortgage
Pass-Through Certificates, Series 2006-7.

Recognition of Assignee
9.       From and after  the date  hereof,  Company  shall  recognize  Assignee  as owner of the  Mortgage
Loans,  and will  service the  Mortgage  Loans for  Assignee as if Assignee and Company had entered into a separate  servicing  agreement for the servicing of the Mortgage  Loans in the form of the  Warranties and
Servicing  Agreement  and the ACA (as  modified  herein),  the terms of which are  incorporated  herein by reference.  Notwithstanding  anything to the contrary  contained herein or in the Warranties and Servicing
Agreement,  Company  acknowledges  that the Mortgage  Loans will be part of a REMIC and hereby agrees that in no event  will it  service  the  Mortgage  Loans in a manner  that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the  imposition  of a tax upon any REMIC  (including  but not limited to the tax on  prohibited  transactions  as  defined  in  Section  860F(a)(2)  of the  Code and the tax on
contributions  to a REMIC set forth in Section  860G(d) of the Code).  It is the  intention  of  Assignor,
Company and Assignee  that this  Assignment  and  Assumption  Agreement  shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms or provisions of the
Warranties and Servicing  Agreement which  amendment,  modification,  waiver or other  alteration would in any way affect the Mortgage Loans without the prior written consent of Assignee.

21.      Modification of the Warranties and Servicing Agreement:

10.      The Company and Assignor hereby amend the Warranties and Servicing Agreement as follows:

                           (a) The following definitions shall be added to Article I of the Warranties and Servicing Agreement:

         Assignee: Citibank, N.A., as trustee for the holders of Bear Stearns ALT-A Trust 2006-7,
         Mortgage Pass-Through Certificates, Series 2006-7.
         Master Servicer: Wells Fargo Bank, N.A. or any successor thereto.
         Nonrecoverable Advance: Any advance previously made by the Company pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Company, may not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise.  The determination by the
         Company that it has made a Nonrecoverable Advance, shall be evidenced by an Officer's
         Certificate of the Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.
         Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.
         Prepayment Interest Excess: With respect to the EMC Mortgage Loans and any distribution date related to the EMC Mortgage Loans, any interest collected by the Company as to which a
         Principal Prepayment in full occurs from the 1st day of the month through the 15th day of the month in which such distribution date occurs and that represents interest that accrues from the
         1st day of such month to the date of such Principal Prepayment in full.
         Prepayment Interest Shortfall: With respect to the EMC Mortgage Loans and any distribution date related to the EMC Mortgage Loans, the sum of, for each Mortgage Loan that was, during the portion of the Prepayment Period from and including the 16th day of the month preceding the month in which such distribution date occurs (or from the day following the Cut-off Date, in the case of the first distribution date) through the last day of such month, the subject of a
         Principal Prepayment which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date in the following month and which was applied by the Company to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal
         Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.
         Securities Administrator: Wells Fargo Bank, N.A., or any successor thereto.
         SEC:  The Securities and Exchange Commission.
         Trustee:  Citibank, N.A.

         (b)      The definition of Principal  Prepayment and Principal  Prepayment Period in Article I of
the Warranties and Servicing Agreement are deleted in their entirety and replaced with the following:

                  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Principal Prepayment Period: With respect to the Wells Fargo Loans, the calendar month preceding the month in which the related Remittance Date occurs.

                  With respect to the EMC Mortgage Loans, as to any Remittance Date, the period commencing on the16th day of the month prior to the month in which the related Remittance Date occurs and ending on the 15th day of the month in which such Remittance Date occurs.

         (c)      The  definition of "Qualified  Depository"  in the  Warranties  and Servicing  Agreement
shall be modified by deleting the word "A-1" and replacing it with the word "A-1+".

         (d)      Article III of the Warranties and Servicing Agreement is hereby amended by replacing
Section 3.01(b) with the following:

          The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans;

         (e)      Article III of the Warranties and Servicing Agreement is hereby amended by replacing
Section 3.01(c) with the following:

                  Neither the execution and delivery of this Agreement, the acquisition of the Mortgage
         Loans by the Company or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the
         Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

         (f)      Article III of the Warranties and Servicing Agreement is hereby amended by replacing
Section 3.01(f) with the following:

                  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent;

         (g)      Article III of the Warranties and Servicing Agreement is hereby amended by replacing
Section 3.01(h) with the following:

                  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or if required, such approval has been obtained prior to the related Closing Date;

         (h)      Article III of the Warranties and Servicing Agreement is hereby amended by deleting
Section 3.01(i) in its entirety.

         (i)      Article III of the Warranties and Servicing Agreement is hereby amended by deleting
Section 3.01(k) in its entirety.

         (j)      Article III of the Warranties and Servicing Agreement is hereby amended by deleting
Section 3.01(m) in its entirety.

         (k)      Section 3.02 of Article III of the Warranties and Servicing Agreement is not
applicable to the Mortgage Loans.

         (l)      Article IV of the Warranties and Servicing Agreement is hereby amended by replacing the second paragraph of Section 4.01 with the following (new text underlined):

                   Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that the Company shall not make any future advances other than Servicing Advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the
         Company, imminent and the Company has obtained the prior written consent of the Purchaser) the
         Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  In the event of any such modification which permits the deferral of interest or principal payments on any
         Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the
         Custodial Account from its own funds, in accordance with Section 5.03, the difference between
         (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The
         Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03.  Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  If reasonably required by the
         Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

         (m)      Article IV of the Warranties and Servicing Agreement is hereby amended by replacing the first paragraph of Section 4.02 with the following:

                  In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the
         Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1)
         the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices,
         (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy.  In the event that any payment due under any Mortgage
         Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall notify the
         Purchaser in writing when foreclosure has been commenced.  In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through
         Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

         (n)      Article IV of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by adding the following paragraph to Section 4.03:

                  The Company shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar
         Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.  If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Purchaser by the
         Remittance Date.

                  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, such Prepayment Charge may be waived in an instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower's default, notwithstanding that the terms of the
         Mortgage Loan or state or federal law might permit the imposition of such penalty.

         (o)      Article IV of the Warranties and Servicing Agreement is hereby amended by replacing the second paragraph of Section 4.04 with the following:

                  The Company shall deposit in the Custodial Account within two (2) Business
         Days after the Company's receipt of such funds, and retain therein, the following collections received by the Company:

         (p)      Article IV of the Warranties and Servicing Agreement is hereby amended by adding as Subsection 4.05(x) the following:

                  "(x)  to reimburse itself for any Nonrecoverable Advances;"

         (q)      Article IV of the Warranties and Servicing Agreement is hereby amended by replacing the second paragraph of Section 4.06 with the following:

                  The Company shall deposit in a mortgage clearing account on a daily basis, and in the
         Escrow Account or Accounts within two (2) Business Days after the Company's receipt of such funds, and retain therein:

         (r)      Article IV of the Warranties and Servicing Agreement is hereby amended by replacing
Section 4.25 with the following:

                  The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any
         Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section 4.25.  The Company shall not hire or otherwise utilize the services of any
         Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this
         Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section 4.25.

                  (a)      It shall not be necessary for the Company to seek the consent of the
         Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer.  The
         Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section 4.25 and with
         Sections 6.04, 6.07, 6.06, 9.01(e)(iii), 9.01(e)(v), 9.01(e)(vi), 9.01(e)(vii), 9.01(e)(viii)
         and 9.01(f) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 9.01(e)(iv)
         of this Agreement.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the
         Sarbanes Certification under Section 6.06 as and when required to be delivered.

                  (b)      It shall not be necessary for the Company to seek the consent of the
         Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor.  The
         Company shall promptly upon request provide to the Purchaser, any Master Servicer and any
         Depositor (or any designee of the Depositor, such as an administrator) a written description
         (in form and substance satisfactory to the Purchaser, such Depositor and such Master Servicer)
         of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such
         Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of
         Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

                  As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the
         Purchaser and any Depositor to comply with the provisions of Sections 6.06, 6.07 and 9.01(f) of this Agreement to the same extent as if such Subcontractor were the Company.  The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any
         Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

         (s)      Article V of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:
         Section 5.02      Statements to the Purchaser.

                No later  than  the  tenth  (10th)  calendar  day (or if such  tenth  (10th)  day is not a
                Business Day, the first Business Day  immediately  preceding such tenth (10th day) of each month,  the Company shall furnish to the Master Servicer an electronic file containing the data specified in Exhibit I, which data shall reflect  information as to the period ending on the last day of the  preceding  month,  Exhibit J with  respect to  defaulted  mortgage loans and Exhibit K, with  respect to realized  losses and gains,  with each such  report, each exhibit in a form mutually  acceptable to the Company and the Master  Servicer.  With respect to the EMC Mortgage  Loans,  the Servicer shall provide the Master Servicer with a supplemental  report of the EMC  Mortgage  Loans which paid in full during the  Prepayment
                Period, two Business Day s after the related Prepayment Period.

          (t)     Article VI of the Warranties and Servicing Agreement is hereby amended by adding the following paragraph after the second paragraph of  Section 6.02:

                  If the Company satisfies or releases the lien of the Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to the terms of this Agreement or a liquidation of the
         Mortgaged Property pursuant to the terms of this Agreement) or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, the Company shall deposit in the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release.  The Company shall maintain the Fidelity Bond and Errors and
         Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         (u)      Section 6.04 (Annual Statements as to Compliance) of the Warranties and Servicing
Agreement is hereby amended as follows:

                (1)        Delete paragraph (i) in its entirety;

                         (2)        Delete the reference to "(ii)" at the beginning of the section paragraph; and

                         (3)        Delete the references to "the Purchaser and any Depositor" and "the
                Purchaser and such Depositor" and replace each with "the Master Servicer".

         (v)      Section 6.05 (Annual Independent Public Accountants' Servicing Report) of the
Warranties and Servicing Agreement is deleted in its entirety and replaced with "[Reserved]".

         (w)      Section 6.06 (Report on Assessment of Compliance and Attestation) of the Warranties
and Servicing Agreement is hereby amended by replacing the references to "the Purchaser and any
Depositor" with "the Master Servicer" and "the Purchaser and such Depositor" with "the Master Servicer",
"Section 425(b)" with "Section 4.25(b)" and "paragraphs (a) and (b)" with "paragraphs (i) and (ii)".

         (x)      Section 6.07(i) is hereby amended by replacing the reference to "Section
9.01(e)(iv)(A)" with "Section 9.01(e)(vi)(A)", "Section 9.01(e)(iv)(B)" with "Section 9.01(e)(vi)(B)" and deleting the reference to "Section 6.05".

         (y)      Section 6.07(ii) of the Warranties and Servicing Agreement is hereby amended by replacing the references to "Purchaser or Depositor" with "Purchaser, any Master Servicer or any
Depositor", "Subcontract" with "Subcontractor" and deleting the reference to "Section 6.05".

         (z)      The following are added as the second, third and fourth paragraphs of Section 6.09 of the Warranties and Servicing Agreement:

                  "Notwithstanding anything in this Agreement to the contrary, the Company (a) shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage
         Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the
         Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or
         Treasury regulations promulgated thereunder).

                  Prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Company will obtain an Opinion of Counsel reasonably acceptable to the Securities Administrator with a copy to the Trustee with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event"), and the Company shall not take any such action or cause the
         Trust Fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

                  The Company shall not permit the creation of any "interests" (within the meaning of
         Section 860G of the Code) in any REMIC. The Company shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services nor permit any REMIC to receive any income from assets other than "qualified mortgages" as defined in Section
         860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code."

         (aa)     Sections 9.01(d), 9.01(e)(i) and 9.01(e)(ii) shall be inapplicable.

         (bb)     Article IX of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by replacing Section 9.01(e)(iv) with the following:

         (iv)     For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each
         Subservicer to) (1) provide prompt notice to the Purchaser, any Master Servicer and any
         Depositor in writing of (A) any material litigation or governmental proceedings involving the
         Company or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company or any Subservicer and any of the parties specified in Section 9.01(e)(iii)(J) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of
         Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under this Agreement or any Reconstitution Agreement, and (2) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

                  Each such notice/update pursuant to this Section 9.01(e)(iv) should be sent by e-mail to regABnotifications@bear.com. Additionally, all notification pursuant to this Section
         9.01(e)(iv), other than those pursuant to Section 9.01(e)(iv)(A), should be sent to:

         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: Conduit Seller Approval Dept.
         Facsimile: (214) 626-3751
         Email: sellerapproval@bear.com

         With a copy to:
         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         Notifications pursuant to Section 9.01(e)(iv)(A) should be sent to:
         EMC Mortgage Corporation
         2780 Lake Vista Drive
         Lewisville, Texas 75067
         Attention: President or General Counsel
         Facsimile: (469) 759-4714

         With copies to:
         Bear, Stearns & Co. Inc.
         383 Madison Avenue, 3rd Floor
         New, York, NY 10179
         Attention:  Global Credit Administration
         Facsimile:  (212) 272-6564

         (cc)     Section 9.01(e)(v) of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof, by replacing the references to "the Purchaser and any Depositor" with
"the Purchaser, the Master Servicer and any Depositor" and "the Purchaser and such Depositor" with "the
Purchaser, the Master Servicer and such Depositor".

         (dd)     The third paragraph of Section 9.01 of the Warranties and Servicing Agreement is
hereby amended effective as of the date hereof by replacing such section with the following:

                  The Purchaser and the Company acknowledge and agree that the purpose of Section
         9.01(e) is to facilitate compliance by the Purchaser and any Depositor with the provisions of
         Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

                  Neither the Purchaser, the Master Servicer nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, the Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation
         AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and
         the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the
         Purchaser or any Depositor to be necessary in order to effect such compliance.

                  The Purchaser (including any of its assignees or designees) shall cooperate with the
         Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

         (ee)     Section  9.01(e)(vii)  of the  Warranties  and  Servicing  Agreement  is hereby  amended effective as of the date hereof by replacing such section with the following:

                  (vii) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any
         Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the
         Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                           (A)      any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period;

                           (B)      material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                           (C)      information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

         (ff)     Article IX of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by inserting the following new Section 9.01(e)(viii) as follows:

                  (viii) The Company shall provide to the Purchaser, any Master Servicer and any
         Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any
         Subservicer or the Company or such Subservicer's performance hereunder.

         (gg)     Article IX of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by inserting the following after Section 9.01(e)(iii)(H) in its entirety as follows:

                  (I)      a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

                  (J)      a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the
         Servicer by the Purchaser or any Depositor in writing in advance of such Securitization
         Transaction:
                           (1)      the sponsor;
                           (2)      the depositor;
                           (3)      the issuing entity;
                           (4)      any servicer;
                           (5)      any trustee;
                           (6)      any originator;
                           (7)      any significant obligor;
                           (8)      any enhancement or support provider; and
                           (9)      any other material transaction party.

         (hh)     Article IX of the Warranties and Servicing Agreement is hereby amended by replacing
Section 9.01(f) with the following:

         (f)      the Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction; each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization
                  Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule
                  15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i)      (A)      any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants' letter or other material provided under Sections 4.25, 6.04, 6.06 or 9.01(c) or (e)
                           by or on behalf of the Company, or provided under Sections 9.01(c) or (e) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator
                           (collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                  (ii)     any  breach by the  Company of its  obligations  under  this  Section  9.01(f), including any failure by the Company,  any  Subservicer,  any  Subcontractor or
                           any Third-Party Originator to deliver any information,  report,  certification, accountants'  letter or other  material  when and as  required  under  Sections
                           4.25,  6.04,  6.06 or 9.01(c) or (e),  including  any failure by the Company to identify any  Subcontractor  "participating  in the servicing  function" within the meaning of Item 1122 of Regulation AB; or

                  (iii)    any breach by the Company of a representation  or warranty set forth in Section
                           9.01(e)(vi)(A)  or in a writing  furnished  pursuant to Section  9.01(e)(vi)(B)
                           and made as of a date prior to the closing  date of the related  Securitization
                           Transaction,  to the extent that such breach is not cured by such closing date, or any  breach by the  Company of a  representation  or  warranty  in a writing furnished  pursuant to Section  9.01(e)(vi)(B)  to the extent made as of a date subsequent to such closing date.

                  (iv)     the  negligence,  bad faith or willful  misconduct of the Company in connection with its performance under Sections 4.25, 6.04, 6.06, 6.07 or 9.01.

                           If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified
                           Party ins such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.
                           In the case of any failure of performance described in sub-clause (ii) of this
                           Section 9.01(f), the Company shall promptly reimburse the Purchaser, any
                           Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange
                           Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party
                           Originator.

         This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

         (ii)     The following is added as Section 10.01(ix) of the Warranties and Servicing Agreement:

                  (ix)     any Event of Default as set forth in Section 6.07.

         (jj)     Article X of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 10.01:

                  If the  Company  is  terminated  pursuant  to this  Section  10.01,  the  Company  shall promptly  reimburse the Purchaser (or any designee of the Purchaser,  such as a master  servicer)
         and any Depositor,  as  applicable,  for all  reasonable  expenses  incurred by the Purchaser (or such designee) or such  Depositor,  as such are incurred,  in connection  with the termination of the Company as  servicer  and the  transfer of  servicing  of the  Mortgage  Loans to a successor servicer.  The provisions of this paragraph  shall not limit whatever rights the Purchaser or any
         Depositor  may  have  under  other   provisions   of  this   Agreement   and/or  any   applicable
         Reconstitution  Agreement  or  otherwise,  whether  in  equity or at law,  such as an action  for damages, specific performance or injunctive relief.

         (kk)     The first sentence of Section 12.03 of the Warranties and Servicing Agreement is
deleted in its entirety and replaced with the following:

                  Section 12.03      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws
         (other than Section 5-1401 of the New York General Obligations Law) and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         (ll)     A new Section 12.12 (Third Party Beneficiary) is hereby added to the
Warranties and Servicing Agreement.

                  Section 12.12     Third Party Beneficiary.

                  For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

         (mm)     The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit I, a copy of which is annexed hereto as Attachment 3.

         (nn)     The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit J, a copy of which is annexed hereto as Attachment 4.

         (oo)     The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit K, a copy of which is annexed hereto as Attachment 5.

         (pp)     The  Warranties  and  Servicing  Agreement  is hereby  amended as of the date  hereof by inserting a new Exhibit D, a copy of which is annexed hereto as Attachment 6.

12.      A copy of all assessments, attestations, reports and certificates required to be delivered by the Servicer under this Recognition Agreement and the Warranties and Servicing Agreement shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the
Master Servicer shall be entitled to rely on such documents.
22.      Notices:

         The Assignor's address for purposes of all notices and correspondence related to the Mortgage
Loans and this Assignment and Assumption Agreement is:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, Texas 75067
                  Attention: Conduit Seller Approval Dept.
                  Facsimile: (214) 626-3751
                  Email: sellerapproval@bear.com

                  With a copy to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention: Global Credit Administration
                  Facsimile: (212) 272- 6564

The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                  Citibank, N.A.
                  388 Greenwich Street, 14th Floor
                  New York, New York 10013
                  Attention:  Structured Finance Agency & Trust —BSALTA 2006-7
                  Telecopier No.: (212) 816-5527

The Company's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

                  Wells Fargo Bank, N.A.
                  1 Home Campus
                  MAC X2302-033
                  Des Moines, Iowa 50328-0001
                  Attention: John B. Brown

                  With a copy to:

                  Wells Fargo Bank, N.A.
                  1 Home Campus
                  Des Moines, Iowa 50328-0001
                  Attention: General Counsel - MAC X2401-06T

         Miscellaneous:

           13.    Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

           14.    This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New General Obligations
   Law, but otherwise without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

           15.    No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

           16.    This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

           17.    This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage
   Loans and the assignment of the Warranties and Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and the termination of the Warranties and Servicing Agreement.

           18.    This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

           19.    In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Warranties and Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

           20.    Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: Wells Fargo Bank, N.A., 1 Home Campus, MAC X2302-033, Des
   Moines, Iowa 50328-0001 Attention: John B. Brown.  In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian's name, address and contact information shall be provided to the Company at the aforementioned address.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

                                                     CITIBANK, N.A., not individually but solely as
                                                     trustee for the holders of Bear Stearns ALT-A Trust
                                                     2006-7, Mortgage Pass-Through Certificates, Series
                                                     2006-7, as Assignee

                                                     By:_________________________________________________
                                                     Name:
                                                     Title:

                                                     EMC MORTGAGE CORPORATION,
                                                     as Assignor

                                                     By:_________________________________________________
                                                     Name:
                                                     Title

                                                     WELLS FARGO BANK, N.A.,
                                                      as Company

                                                     By:_________________________________________________
                                                     Name:
                                                     Title:

         Acknowledged and Agreed

         WELLS FARGO BANK,
         N.A.,
         as Master Servicer

By:_______________________________________
Name:
Title

                                               ATTACHMENT 1

                                              Mortgage Loans

                                         [Provided upon request]

                                               ATTACHMENT 2

Amended and Restated Master Seller's Warranties and Servicing Agreement dated as of November 1, 2005, between Wells Fargo and EMC.

                                          [Provided upon request]

                                               ATTACHMENT 3

                                                EXHIBIT I

                                         REPORTING DATA FOR MONTHLY REPORT
                                    Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------------------------------------------
         Column Name                            Description                      Decimal           Format Comment          Max
                                                                                                                           Size
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SER_INVESTOR_NBR               A value assigned by the Servicer to define a                 Text up to 10 digits             20
                               group of loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_NBR                       A unique identifier assigned to each loan by                 Text up to 10 digits             10
                               the investor.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERVICER_LOAN_NBR              A unique number assigned to a loan by the                    Text up to 10 digits             10
                               Servicer.  This may be different than the
                               LOAN_NBR.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORROWER_NAME                  The borrower name as received in the file.                   Maximum length of 30 (Last,      30
                               It is not separated by first and last name.                  First)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PAY_AMT                  Scheduled monthly principal and scheduled            2       No commas(,) or dollar signs     11
                               interest payment that a borrower is expected                 ($)
                               to pay, P&I constant.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NOTE_INT_RATE                  The loan interest rate as reported by the            4       Max length of 6                   6
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NET_INT_RATE                   The loan gross interest rate less the service        4       Max length of 6                   6
                               fee rate as reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_RATE                  The servicer's fee rate for a loan as                4       Max length of 6                   6
                               reported by the Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_FEE_AMT                   The servicer's fee amount for a loan as              2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_PAY_AMT                    The new loan payment amount as reported by           2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NEW_LOAN_RATE                  The new loan rate as reported by the Servicer.       4       Max length of 6                   6
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ARM_INDEX_RATE                 The index the Servicer is using to calculate         4       Max length of 6                   6
                               a forecasted rate.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_BEG_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the beginning of the processing cycle.                       ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_END_PRIN_BAL              The borrower's actual principal balance at           2       No commas(,) or dollar signs     11
                               the end of the processing cycle.                             ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
BORR_NEXT_PAY_DUE_DATE         The date at the end of processing cycle that                 MM/DD/YYYY                       10
                               the borrower's next payment is due to the
                               Servicer, as reported by Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_1                The first curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_1               The curtailment date associated with the                     MM/DD/YYYY                       10
                               first curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_1                The curtailment interest on the first                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_2                The second curtailment amount to be applied.         2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_2               The curtailment date associated with the                     MM/DD/YYYY                       10
                               second curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_ AMT_2                The curtailment interest on the second               2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_AMT_3                The third curtailment amount to be applied.          2       No commas(,) or dollar signs     11
                                                                                            ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SERV_CURT_DATE_3               The curtailment date associated with the                     MM/DD/YYYY                       10
                               third curtailment amount.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
CURT_ADJ_AMT_3                 The curtailment interest on the third                2       No commas(,) or dollar signs     11
                               curtailment amount, if applicable.                           ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_AMT                        The loan "paid in full" amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer.                                                ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PIF_DATE                       The paid in full date as reported by the                     MM/DD/YYYY                       10
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTION_CODE                    The standard FNMA numeric code used to                       Action Code Key:                  2
                               indicate the default/delinquent status of a                  15=Bankruptcy,
                               particular loan.                                             30=Foreclosure, , 60=PIF,
                                                                                            63=Substitution,
                                                                                            65=Repurchase,70=REO
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
INT_ADJ_AMT                    The amount of the interest adjustment as             2       No commas(,) or dollar signs     11
                               reported by the Servicer.                                    ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SOLDIER_SAILOR_ADJ_AMT         The Soldier and Sailor Adjustment amount, if         2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
NON_ADV_LOAN_AMT               The Non Recoverable Loan Amount, if                  2       No commas(,) or dollar signs     11
                               applicable.                                                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
LOAN_LOSS_AMT                  The amount the Servicer is passing as a loss,        2       No commas(,) or dollar signs     11
                               if applicable.                                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_BEG_PRIN_BAL             The scheduled outstanding principal amount           2       No commas(,) or dollar signs     11
                               due at the beginning of the cycle date to be                 ($)
                               passed through to investors.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_END_PRIN_BAL             The scheduled principal balance due to               2       No commas(,) or dollar signs     11
                               investors at the end of a processing cycle.                  ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_PRIN_AMT                 The scheduled principal amount as reported by        2       No commas(,) or dollar signs     11
                               the Servicer for the current cycle -- only                   ($)
                               applicable for Scheduled/Scheduled Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
SCHED_NET_INT                  The scheduled gross interest amount less the         2       No commas(,) or dollar signs     11
                               service fee amount for the current cycle as
                               reported by the Servicer -- only applicable
                               for Scheduled/Scheduled Loans.                               ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
ACTL_PRIN_AMT                  The actual principal amount collected by the         2       No commas(,) or dollar signs     11
                               Servicer for the current reporting cycle --                  ($)
                               only applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
                               The actual gross interest amount less the
                               service fee amount for the current reporting                 No commas(,) or dollar signs
ACTL_NET_INT                   cycle as reported by the Servicer -- only            2       ($)                              11
                               applicable for Actual/Actual Loans.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ AMT            The penalty amount received when a borrower          2       No commas(,) or dollar signs     11
                               prepays on his loan as reported by the                       ($)
                               Servicer.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
PREPAY_PENALTY_ WAIVED         The prepayment penalty amount for the loan           2       No commas(,) or dollar signs     11
                               waived by the servicer.                                      ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_DATE                       The Effective Payment Date of the                            MM/DD/YYYY                       10
                               Modification for the loan.
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
MOD_TYPE                       The Modification Type.                                       Varchar - value can be alpha     30
                                                                                            or numeric
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------
DELINQ_P&I_ADVANCE_AMT         The current outstanding principal and                2       No commas(,) or dollar signs     11
                               interest advances made by Servicer.                          ($)
------------------------------ ----------------------------------------------- ------------ ------------------------------ --------

                                               ATTACHMENT 4

                                                EXHIBIT J
                                        REPORTING DATA FOR DEFAULTED LOANS

                                 Standard File Layout - Delinquency Reporting

-------------------------------------- ---------------------------------------------------- -------------- ---------------
         Column/Header Name                                Description                         Decimal     Format Comment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the LOAN_NBR
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CLIENT_NBR                             Servicer Client Number
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans in
                                       their system.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORROWER_LAST_NAME                     Last name of the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ADDRESS                           Street Name and Number of Property
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_STATE                             The state where the property located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_ZIP                               Zip code where the property is located.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due                    MM/DD/YYYY
                                       to the servicer at the end of processing cycle, as
                                       reported by Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.                   MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has been                   MM/DD/YYYY
                                       approved by the courts
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                       MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The                    MM/DD/YYYY
                                       Servicer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled To                  MM/DD/YYYY
                                       End/Close
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually Completed                  MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer                    MM/DD/YYYY
                                       with instructions to begin foreclosure proceedings.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                        MM/DD/YYYY
                                       Foreclosure
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                       MM/DD/YYYY
                                       Foreclosure Action
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected                    MM/DD/YYYY
                                       to occur.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FRCLSR_SALE_AMT                        The amount a property sold for at the foreclosure          2        No commas(,)
                                       sale.                                                               or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_START_DATE                    The date the servicer initiates eviction of the                     MM/DD/YYYY
                                       borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
EVICTION_COMPLETED_DATE                The date the court revokes legal possession of the                  MM/DD/YYYY
                                       property from the borrower.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_PRICE                             The price at which an REO property is marketed.            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
LIST_DATE                              The date an REO property is listed at a particular                  MM/DD/YYYY
                                       price.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_AMT                              The dollar value of an offer for an REO property.          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OFFER_DATE_TIME                        The date an offer is received by DA Admin or by                     MM/DD/YYYY
                                       the Servicer.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_CLOSING_DATE                       The date the REO sale of the property is scheduled                  MM/DD/YYYY
                                       to close.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                             MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
PROP_INSPECTION_DATE                   The date a property inspection is performed.                        MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
APPRAISAL_DATE                         The date the appraisal was done.                                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
CURR_PROP_VAL                           The current "as is" value of the property based           2
                                       on brokers price opinion or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
REPAIRED_PROP_VAL                      The amount the property would be worth if repairs          2
                                       are completed pursuant to a broker's price opinion
                                       or appraisal.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
If applicable:
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
DELINQ_REASON_CODE                     The circumstances which caused a borrower to stop
                                       paying on a loan.   Code indicates the reason why
                                       the loan is in default for this cycle.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                        MM/DD/YYYY
                                       Mortgage Insurance Company.
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                            No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim                     MM/DD/YYYY
                                       Payment
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim            2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued By                  MM/DD/YYYY
                                       The Pool Insurer
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company             2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                           MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                          2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                            MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                         2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                          MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                           2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment                    MM/DD/YYYY
-------------------------------------- ---------------------------------------------------- -------------- ---------------
-------------------------------------- ---------------------------------------------------- -------------- ---------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim                   2        No commas(,)
                                                                                                           or dollar
                                                                                                           signs ($)
-------------------------------------- ---------------------------------------------------- -------------- ---------------

Exhibit 2: Standard File Codes - Delinquency Reporting
The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
         o    ASUM-     Approved Assumption
         o    BAP-      Borrower Assistance Program
         o    CO-       Charge Off
         o    DIL-      Deed-in-Lieu
         o    FFA-      Formal Forbearance Agreement
         o    MOD-      Loan Modification
         o    PRE-      Pre-Sale
         o    SS-       Short Sale
         o    MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the
Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.
The Occupant Code field should show the current status of the property code as follows:
         o    Mortgagor
         o    Tenant
         o    Unknown
         o    Vacant

The Property Condition field should show the last reported condition of the property as follows:
         o    Damaged
         o    Excellent
         o    Fair
         o    Gone
         o    Good
         o    Poor
         o    Special Hazard
         o    Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                      ------------------------ ---------------------------------------------------------
                      Delinquency Code         Delinquency Description
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      001                      FNMA-Death of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      002                      FNMA-Illness of principal mortgagor
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      003                      FNMA-Illness of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      004                      FNMA-Death of mortgagor's family member
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      005                      FNMA-Marital difficulties
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      006                      FNMA-Curtailment of income
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      007                      FNMA-Excessive Obligation
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      008                      FNMA-Abandonment of property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      009                      FNMA-Distant employee transfer
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      011                      FNMA-Property problem
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      012                      FNMA-Inability to sell property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      013                      FNMA-Inability to rent property
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      014                      FNMA-Military Service
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      015                      FNMA-Other
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      016                      FNMA-Unemployment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      017                      FNMA-Business failure
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      019                      FNMA-Casualty loss
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      022                      FNMA-Energy environment costs
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      023                      FNMA-Servicing problems
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      026                      FNMA-Payment adjustment
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      027                      FNMA-Payment dispute
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      029                      FNMA-Transfer of ownership pending
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      030                      FNMA-Fraud
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      031                      FNMA-Unable to contact borrower
                      ------------------------ ---------------------------------------------------------
                      ------------------------ ---------------------------------------------------------
                      INC                      FNMA-Incarceration
                      ------------------------ ---------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued
The FNMA Delinquent Status Code field should show the Status of Default as follows:

                      ------------------------ -------------------------------------------------------
                            Status Code        Status Description
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                09             Forbearance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                17             Pre-foreclosure Sale Closing Plan Accepted
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                24             Government Seizure
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                26             Refinance
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                27             Assumption
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                28             Modification
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                29             Charge-Off
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                30             Third Party Sale
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                31             Probate
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                32             Military Indulgence
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                43             Foreclosure Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                44             Deed-in-Lieu Started
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                49             Assignment Completed
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                61             Second Lien Considerations
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                62             Veteran's Affairs-No Bid
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                63             Veteran's Affairs-Refund
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                64             Veteran's Affairs-Buydown
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                65             Chapter 7 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                66             Chapter 11 Bankruptcy
                      ------------------------ -------------------------------------------------------
                      ------------------------ -------------------------------------------------------
                                67             Chapter 13 Bankruptcy
                      ------------------------ -------------------------------------------------------

                                               ATTACHMENT 5

                                                EXHIBIT K
                                   REPORTING DATA FOR REALIZED LOSSES AND GAINS

                      Calculation of Realized Loss/Gain Form 332- Instruction Sheet

         NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                           The numbers on the 332 form correspond with the numbers listed below.

         Liquidation and Acquisition Expenses:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an
                  Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total  Interest Due less the aggregate  amount of servicing fee that would have been earned  if all  delinquent  payments  had been made as  agreed.  For  documentation,  an
                  Amortization  Schedule  from date of default  through  liquidation  breaking out the net interest and servicing fees advanced is required.
         3.       Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation,  an Amortization Schedule from date of  default  through  liquidation  breaking  out the net  interest  and  servicing  fees advanced is required.
         4-12.    Complete as applicable.  Required documentation:
                           * For  taxes  and  insurance  advances  - see  page 2 of 332  form -  breakdown required showing period
                              of  coverage,  base  tax,  interest,  penalty.  Advances  prior  to  default require evidence of servicer efforts to recover advances.
                           *  For escrow advances - complete payment history
                               (to calculate advances from last positive escrow balance forward)
                           *  Other expenses -  copies of corporate advance history showing all payments
                           *  REO repairs > $1500 require explanation
                           *  REO repairs >$3000 require evidence of at least 2 bids.
                           * Short  Sale or Charge Off  require  P&L  supporting  the  decision  and WFB's approved Servicing Officer's certification
                           *  Unusual or extraordinary items may require further documentation.
         13.              The total of lines 1 through 12.
         Credits:

         14-21.   Complete as applicable.  Required documentation:
                          * Copy of the HUD 1 from the REO sale.  If a 3rd Party  Sale,  bid  instructions and Escrow Agent / Attorney
                             Letter of Proceeds Breakdown.
                          *  Copy of EOB for any MI or gov't guarantee
                          *  All other credits need to be clearly defined on the 332 form
         22.      The total of lines 14 through 21.

         Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b)
                           for Part B/Supplemental proceeds.

         Total Realized Loss (or Amount of Any Gain)
         23.      The total derived from subtracting line 22 from 13.  If the amount represents a
                  realized gain, show the amount in parenthesis (   ).

                                Calculation of Realized Loss/Gain Form 332

         Prepared by:  __________________                     Date:  _______________
         Phone:  ______________________   Email Address:_____________________

----------------------------------    --------------------------------------    --------------------------------------------
Servicer Loan No.                     Servicer Name                             Servicer Address

----------------------------------    --------------------------------------    --------------------------------------------

         WELLS FARGO BANK, N.A. Loan No._____________________________

         Borrower's Name: _________________________________________________________
         Property Address: _________________________________________________________

         Liquidation Type:  REO Sale                  3rd Party Sale            Short Sale       Charge
         Off

         Was this loan granted a Bankruptcy deficiency or cramdown              Yes         No
         If "Yes", provide deficiency or cramdown amount _______________________________

         Liquidation and Acquisition Expenses:
         (1)  Actual Unpaid Principal Balance of Mortgage Loan                  $ ______________ (1)
         (2)  Interest accrued at Net Rate                                       ________________(2)
         (3)  Accrued Servicing Fees                                             ________________(3)
         (4)  Attorney's Fees                                                    ________________(4)
         (5)  Taxes (see page 2)                                                 ________________(5)
         (6)  Property Maintenance                                               ________________(6)
         (7)  MI/Hazard Insurance Premiums (see page 2)                          ________________(7)
         (8)  Utility Expenses                                                   ________________(8)
         (9)  Appraisal/BPO                                                      ________________(9)
         (10) Property Inspections                                               ________________(10)
         (11) FC Costs/Other Legal Expenses                                      ________________(11)
         (12) Other (itemize)                                                    ________________(12)
                  Cash for Keys__________________________                        ________________(12)
                  HOA/Condo Fees_______________________                          ________________(12)
                  ______________________________________                         ________________(12)

                  Total Expenses                                                $ _______________(13)
         Credits:
         (14) Escrow Balance                                                    $ _______________(14)
         (15) HIP Refund                                                        ________________ (15)
         (16) Rental Receipts                                                   ________________ (16)
         (17) Hazard Loss Proceeds                                              ________________ (17)
         (18) Primary Mortgage Insurance / Gov't Insurance                      ________________ (18a)
         HUD Part A

         ________________           (18b) HUD Part B
         (19) Pool Insurance Proceeds                                           ________________ (19)
         (20) Proceeds from Sale of Acquired Property                           ________________ (20)
         (21) Other (itemize)                                                   ________________ (21)
              _________________________________________                         ________________ (21)

              Total Credits                                                     $________________(22)
         Total Realized Loss (or Amount of Gain)                                $________________(23)

Escrow Disbursement Detail
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
      Type           Date Paid        Period of       Total Paid      Base Amount       Penalties        Interest
   (Tax /Ins.)                        Coverage
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------
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------------------ --------------- ---------------- --------------- ---------------- ---------------- ----------------

                                               ATTACHMENT 6

                                                Exhibit D

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by the Company shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------------------- -----------------------
                                     Servicing Criteria                                        Applicable Servicing
                                                                                                     Criteria
--------------------------------------------------------------------------------------------- -----------------------
      Reference                                       Criteria
----------------------- --------------------------------------------------------------------- -----------------------
                                          General Servicing Considerations
-----------------------                                                                       -----------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance               X
                        or other triggers and events of default in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third                    X
                        parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
-----------------------                                                                       -----------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-----------------------                                                                       -----------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the             X
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.
-----------------------                                                                       -----------------------
                                         Cash Collection and Administration
-----------------------                                                                       -----------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate                   X
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to              X
                        an investor are made only by authorized personnel.
-----------------------                                                                       -----------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows               X
                        or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with                    X
                        respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)          agreements.
-----------------------                                                                       -----------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured                     X
                        depository institution as set forth in the transaction agreements.
                        For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.
-----------------------                                                                       -----------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized                   X
                        access.
-----------------------                                                                       -----------------------
1122(d)(2)(vii)          Reconciliations are prepared on a monthly basis for all                        X
                        asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                        These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                                         Investor Remittances and Reporting
-----------------------                                                                       -----------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the                      X
                        Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
-----------------------                                                                       -----------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance               X
                        with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        Disbursements made to an investor are posted within two business
                        days to the Servicer's investor records, or such other number of                X
1122(d)(3)(iii)         days specified in the transaction agreements.
-----------------------                                                                       -----------------------
                        Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank                   X
1122(d)(3)(iv)          statements.
-----------------------                                                                       -----------------------

-----------------------                                                                       -----------------------
                                             Pool Asset Administration
-----------------------                                                                       -----------------------
1122(d)(4)(i)            Collateral or security on mortgage loans is maintained as required             X
                        by the transaction agreements or related mortgage loan documents.
-----------------------                                                                       -----------------------
                        Mortgage loan and related documents are safeguarded as required by              X
1122(d)(4)(ii)          the transaction agreements
-----------------------                                                                       -----------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are                  X
                        made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in                      X
                        accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(v)           The Servicer's records regarding the mortgage loans agree with the              X
                        Servicer's records with respect to an obligor's unpaid principal balance.
-----------------------                                                                       -----------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's                     X
                        mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------                                                                       -----------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,                   X
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the                X
                        period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------                                                                       -----------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans             X
                        with variable rates are computed based on the related mortgage loan documents.
-----------------------                                                                       -----------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow                X
                        accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors i accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance                 X
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be                 X
                        made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-----------------------                                                                       -----------------------
                        Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer,
                        or such other number of days specified in the transaction                       X
1122(d)(4)(xiii)        agreements.
-----------------------                                                                       -----------------------
1122(d)(4)(xiv)          Delinquencies, charge-offs and uncollectible accounts are                      X
                        recognized and recorded in accordance with the transaction agreements.
-----------------------                                                                       -----------------------
                        Any external enhancement or other support, identified in Item
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)          as set forth in the transaction agreements.
-----------------------                                                                       -----------------------
                        ---------------------------------------------------------------------

----------------------- --------------------------------------------------------------------- -----------------------

                                               ATTACHMENT 7
                                          AFFILIATION DISCLOSURE
                                 (Pursuant to Item 1119 of Regulation AB)

1.       Sponsor and any affiliate, including but not limited to:
         a. EMC Mortgage Corporation
         b. Bear, Stearns & Co. Inc.
         c. Bear, Stearns Securities Corp.
         d. Bear Stearns Structured Products
         e. Bear, Stearns International Limited
2.       Depositor and any affiliate, including but not limited to:
         a. Bear Stearns Asset Backed Securities I LLC
         b. Structured Asset Mortgage Investments II Inc.
3.       Bear Stearns ALT-A Trust 2006-7 and any affiliate
4.       Citibank, N.A., as Trustee, and any affiliate
5.       Significant obligor and any affiliate - None
6.       Enhancement or support provider and any affiliate - None
7.       1100(d)(1) parties - any named party in the Securitization Transaction:
         a. Cap Contract Provider:  Wachovia Bank, N.A.
         b. Underwriter:  Bear, Stearns & Co. Inc.
         c. Servicers:  Countrywide Home Loans Servicing LP; EMC Mortgage Corporation; EverHome
         Mortgage Company (f/k/a Alliance Mortgage Company); First Tennessee Mortgage Services, Inc.;
         HomeBanc Mortgage Corporation; HSBC Mortgage Corporation (USA); Mid America Bank, FSB]
         d. Master Servicer:  Wells Fargo Bank, National Association
         e. Unaffiliated Servicer of 20%:  Countrywide Home Loans Servicing LP; EMC Mortgage
         Corporation
         f. Originator of 10%:  [Countrywide Home Loans Servicing LP; EMC Mortgage Corporation; HomeBanc
         Mortgage Corporation]
         g. Securities Administrator:  Wells Fargo Bank, National Association
         h. Custodian: Wells Fargo Bank, National Association

                                                                                                 EXHIBIT J

                                 FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                                                  among

                                         EMC MORTGAGE CORPORATION

                                        as a Mortgage Loan Seller

                                            MASTER FUNDING LLC

                                        as a Mortgage Loan Seller

                                                   and

                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                               as Purchaser

                                               Dated as of

                                             October 31, 2006

                              Structured Asset Mortgage Investments II Inc.
                   Bear Stearns ALT-A Trust 2006-7, Mortgage Pass-Through Certificates

Section 7           Representations and Warranties of Mortgage Loan Seller Concerning the

    EXHIBIT 1         CONTENTS OF MORTGAGE FILE
    EXHIBIT 2         MORTGAGE LOAN SCHEDULE
    EXHIBIT 3         MORTGAGE LOAN SELLER’S INFORMATION
    EXHIBIT 4         PURCHASER’S INFORMATION
    EXHIBIT 5         SCHEDULE OF LOST NOTES
    EXHIBIT 6         Standard & Poor’s LEVELS Glossary, Version 5.7 Revised
    SCHEDULE A        REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES
    SCHEDULE B        Mortgage Loan Schedule

                                          MORTGAGE LOAN PURCHASE AGREEMENT

                  MORTGAGE  LOAN  PURCHASE  AGREEMENT,  dated as of  October  31,  2006,  as  amended  and supplemented by any and all amendments hereto (collectively,  the “Agreement”),  by and among EMC MORTGAGE
CORPORATION,  a Delaware  corporation (“EMC” or a “Mortgage Loan Seller”),  MASTER FUNDING LLC, a Delaware
limited  liability  company  (“Master  Funding” or a “Mortgage  Loan  Seller,” and together  with EMC, the
“Mortgage Loan Sellers”) and STRUCTURED  ASSET MORTGAGE  INVESTMENT II INC., a Delaware  corporation  (the
“Purchaser”).

                  Upon the terms and subject to the  conditions  of this  Agreement,  each  Mortgage  Loan
Seller agrees to sell,  and the  Purchaser  agrees to purchase,  certain  conventional,  adjustable  rate, first lien mortgage loans secured primarily by one- to four-family  residential properties  (collectively, the “Mortgage  Loans”) as described  herein.  The Purchaser  intends to deposit the Mortgage  Loans into a trust fund (the “Trust Fund”) and create Bear Stearns  ALT-A Trust,  Mortgage  Pass-Through  Certificates,
Series 2006-7 (the  “Certificates”),  under a pooling and servicing  agreement,  to be dated as of October
1, 2006 (the  “Pooling  and  Servicing  Agreement”),  among the  Purchaser,  as seller,  Wells Fargo Bank,
National Association,  as master servicer and securities  administrator,  Citibank,  N.A., as trustee (the
“Trustee”) and EMC Mortgage Corporation.

                  The Purchaser has filed with the Securities and Exchange  Commission (the  “Commission”)
a  registration  statement  on  Form  S-3  (Number  333-132232)  relating  to  its  Mortgage  Pass-Through
Certificates and the offering of certain series thereof  (including  certain classes of the  Certificates)
from time to time in  accordance  with Rule 415 under the  Securities  Act of 1933,  as  amended,  and the
rules  and  regulations  of  the  Commission   promulgated   thereunder  (the  “Securities   Act”).   Such
registration  statement,  when it became  effective under the Securities Act, and the prospectus  relating to the public  offering of certain classes of the  Certificates by the Purchaser (the “Public  Offering”),
as from time to time each is amended or  supplemented  pursuant to the  Securities  Act or otherwise,  are referred to herein as the “Registration  Statement” and the “Prospectus,”  respectively.  The “Prospectus
Supplement”  shall mean that  supplement,  dated  October 30, 2006, to the  Prospectus,  dated October 23,
2006,  relating to certain  classes of the  Certificates.  With respect to the Public  Offering of certain classes of the  Certificates,  the Purchaser and Bear,  Stearns & Co. Inc.  (“Bear  Stearns”) have entered into a terms  agreement  dated as of October 30, 2006, to an  underwriting  agreement  dated May 12, 2006, between the Purchaser and Bear Stearns (collectively, the “Underwriting Agreement”).

                  Now,  therefore,  in consideration  of the premises and the mutual  agreements set forth herein, the parties hereto agree as follows:

                  SECTION 1.        Definitions.  Certain  terms are  defined  herein.  Capitalized  terms used  herein but not defined  herein  shall have the  meanings  specified  in the  Pooling  and  Servicing
Agreement.  The following other terms are defined as follows:

                  Acquisition  Price:  With respect to EMC and the sale of the EMC Mortgage Loans, cash in
an amount equal to $          *                   (plus $              *           in  accrued   interest)
and the  retained  certificates.  With  respect  to  Master  Funding  and the sale of the  Master  Funding
Mortgage Loans, cash in an amount equal to  $           *               (plus  $            *
in accrued interest).

                  Bear Stearns: Bear, Stearns & Co. Inc.

                  Closing Date: October 31, 2006.

                  Cut-off Date: October 1, 2006.

                  Cut-off Date Balance: Approximately $1,269,924,622.

                  Deleted  Mortgage  Loan:  A Mortgage  Loan  replaced or to be  replaced by a  Substitute
Mortgage Loan.

                  Due Date:  With  respect  to each  Mortgage  Loan,  the date in each  month on which its
Scheduled  Payment is due,  if such due date is the first day of a month,  and  otherwise  is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

                  Fitch:  Fitch Inc., or its successors in interest.

                  Master Funding  Mortgage  Loans:  The Mortgage Loans  identified as such on the Mortgage
Loan Schedule for which Master Funding is the applicable Mortgage Loan Seller.

                  Master Servicer: Wells Fargo Bank, National Association.

                  Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

                  Mortgage:  The  mortgage  or deed of trust  creating a first lien on an interest in real property securing a Mortgage Note.

                  Mortgage File:  The items  referred to in Exhibit 1 pertaining to a particular  Mortgage
Loan and any additional  documents  required to be added to such  documents  pursuant to this Agreement or the Pooling and Servicing Agreement.

                  Mortgage  Interest  Rate: The annual rate of interest borne by a Mortgage Note as stated
therein.

                  Mortgagor: The obligor(s) on a Mortgage Note.

                  Opinion of Counsel:  A written  opinion of counsel,  who may be counsel for the Mortgage
Loan Sellers or the Purchaser, reasonably acceptable to the Trustee.

                  Person:  Any legal person,  including any individual,  corporation,  partnership,  joint venture,  association,  joint stock  company,  trust,  unincorporated  organization  or  government or any agency or political subdivision thereof.

                  Purchase  Price:  With  respect to any  Mortgage  Loan (or any  property  acquired  with respect  thereto)  required  to be  purchased  by EMC (on its own behalf as a Mortgage  Loan Seller and on behalf  of Master  Funding)  pursuant  to this  Agreement  or  Article  II of the  Pooling  and  Servicing
Agreement,  an  amount  equal to the sum of  (i)(a)  100% of the  Outstanding  Principal  Balance  of such
Mortgage  Loan as of the date of  repurchase  (or if the related  Mortgaged  Property  was  acquired  with respect  thereto,  100% of the Outstanding  Principal  Balance at the date of the  acquisition),  plus (b)
accrued but unpaid interest on the Outstanding  Principal  Balance at the related Mortgage  Interest Rate, through  and  including  the last day of the month of  repurchase,  and  reduced by (c) any portion of the
Master  Servicing  Compensation,  Monthly  Advances and advances  payable to the purchaser of the Mortgage
Loan and (ii) any costs and damages (if any)  incurred by the Trust in  connection  with any  violation of such Mortgage Loan of any anti-predatory or abusive lending laws.

                  Rating Agencies: Standard & Poor’s, Moody’s and Fitch, each a “Rating Agency.”

                  Securities Act: The Securities Act of 1933, as amended.

                  Security  Instrument:  A written  instrument  creating a valid first lien on a Mortgaged
Property  securing a Mortgage Note, which may be any applicable form of mortgage,  deed of trust,  deed to secure debt or security deed, including any riders or addenda thereto.

                  Standard & Poor’s:  Standard & Poor’s Ratings  Services,  a division of The  McGraw-Hill
Companies, Inc. or its successors in interest.

                  Substitute  Mortgage  Loan: A mortgage  loan  substituted  for a Deleted  Mortgage  Loan which must meet on the date of such  substitution  the  requirements  stated herein and in the Pooling and
Servicing Agreement; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

                  Value:  The value of the Mortgaged  Property at the time of  origination  of the related
Mortgage  Loan,  such value being the lesser of (i) the value of such  property  set forth in an appraisal accepted by the  applicable  originator  of the Mortgage  Loan or (ii) the sales price of such property at the time of origination.

---------------------

*    Please contact Bear Stearns for pricing information.

                  SECTION 2.        Purchase  and  Sale  of the  Mortgage  Loans  and
Related Rights.

                  (i)......Upon  satisfaction  of the  conditions  set forth in Section  11  hereof,  each
Mortgage  Loan Seller  agrees to sell,  and the  Purchaser  agrees to purchase  Mortgage  Loans  having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

                  (ii).....The closing for the  purchase  and sale of the  Mortgage  Loans and the closing for  the  issuance  of the  Certificates  will  take  place  on the  Closing  Date  at the  office  of the
Purchaser’s  counsel  in  New  York,  New  York or such  other  place as the parties shall agree.

                  (iii)....Upon the satisfaction of the conditions set forth in Section 11 hereof,  on the
Closing Date,  the Purchaser  shall pay to each  respective  Mortgage Loan Seller the related  Acquisition
Price for the Mortgage  Loans sold by such Mortgage  Loan Seller in  immediately  available  funds by wire transfer to such account or accounts as shall be designated by such Mortgage Loan Seller.

                  (iv).....In addition to the  foregoing,  on the Closing Date each  Mortgage  Loan Seller assigns to the Purchaser all of its right,  title and interest in the related Servicing  Agreements (other than its right to enforce the representations and warranties set forth therein).

                  SECTION 3.        Mortgage  Loan  Schedules.  EMC (on its own behalf as a Mortgage  Loan
Seller  and on behalf of Master  Funding)  agrees to  provide  to the  Purchaser  as of the date  hereof a preliminary  listing of the Mortgage Loans (the  “Preliminary  Mortgage Loan Schedule”)  setting forth the information  listed on Exhibit 2 to this  Agreement  with respect to each of the Mortgage Loans being sold by the  respective  Mortgage  Loan  Sellers.  If  there  are  changes  to the  Preliminary  Mortgage  Loan
Schedule,  EMC (on its own  behalf as a  Mortgage  Loan  Seller  and on behalf  of Master  Funding)  shall provide to the  Purchaser as of the Closing Date a final  schedule (the “Final  Mortgage  Loan  Schedule”)
setting forth the  information  listed on Exhibit 2 to this Agreement with respect to each of the Mortgage
Loans being sold by each Mortgage Loan Seller to the  Purchaser.  The Final  Mortgage Loan Schedule  shall be delivered to the  Purchaser on the Closing  Date,  shall be attached to an amendment to this  Agreement to be executed  on the Closing  Date by the  parties  hereto and shall be in form and  substance  mutually agreed to by EMC (on its own behalf as a Mortgage  Loan  Seller and on behalf of Master  Funding)  and the
Purchaser  (the  “Amendment”).  If there are no changes to the  Preliminary  Mortgage Loan  Schedule,  the
Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

                  SECTION 4.        Mortgage Loan Transfer.

                  (i)      The  Purchaser  will be entitled to all  scheduled  payments of  principal  and interest on the Mortgage  Loans due after the Cut-off Date  (regardless  of when actually  collected)  and all payments  thereon,  other than  scheduled  principal  and interest,  received  after the Cut-off Date.
Each  Mortgage  Loan Seller will be entitled to all  scheduled  payments of principal  and interest on the
Mortgage  Loans  sold by it to the  Purchaser  due on or  before  the  Cut-off  Date  (including  payments collected after the Cut-off Date) and all payments thereon,  other than scheduled  principal and interest, received on or before the Cut-off  Date.  Such  principal  amounts and any interest  thereon  belonging to the related  Mortgage  Loan Seller as described  above will not be included in the  aggregate  outstanding principal  balance of the Mortgage  Loans as of the Cut-off Date as set forth on the Final  Mortgage  Loan
Schedule.

                  (ii)      Pursuant to various  conveyance  documents  to be executed on the Closing  Date and pursuant to the Pooling and Servicing  Agreement,  the  Purchaser  will assign on the Closing Date all of its right,  title and  interest  in and to the  Mortgage  Loans to the  Trustee  for the benefit of the
Certificateholders.  In connection with the transfer and assignment of the Mortgage  Loans,  each Mortgage
Loan Seller has  delivered  or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the  Purchaser  and the Mortgage  Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery  Date”),  the items of each Mortgage File, provided,  however,  that in lieu of the  foregoing,  each  Mortgage Loan Seller may deliver the following documents,  under the  circumstances  set forth below:  (x) in lieu of the original  Security  Instrument, assignments  to the  Trustee or  intervening  assignments  thereof  which have been  delivered,  are being delivered or will, upon receipt of recording  information  relating to the Security Instrument required to be included  thereon,  be delivered to recording  offices for  recording and have not been returned to the
Mortgage  Loan Seller in time to permit  their  delivery as specified  above,  the related  Mortgage  Loan
Seller may deliver a true copy thereof with a certification  by such Mortgage Loan Seller,  on the face of such copy,  substantially as follows:  “Certified to be a true and correct copy of the original, which has been  transmitted  for  recording” (y) in lieu of the Security  Instrument,  assignments to the Trustee or intervening  assignments  thereof, if the applicable  jurisdiction retains the originals of such documents
(as  evidenced by a  certification  from such  Mortgage  Loan Seller to such effect)  such  Mortgage  Loan
Seller may deliver photocopies of such documents  containing an original  certification by the judicial or other governmental  authority of the jurisdiction  where such documents were recorded;  and (z) in lieu of the  Mortgage  Notes  relating  to the  Mortgage  Loans,  each  identified  in the list  delivered  by the
Purchaser to the Trustee on the Closing Date and attached  hereto as Exhibit 5, the related  Mortgage Loan
Seller may deliver lost note  affidavits  and  indemnities  of such  Mortgage  Loan  Seller;  and provided further,  however,  that in the case of Mortgage  Loans which have been  prepaid in full after the Cut-off
Date  and  prior to the  Closing  Date,  such  Mortgage  Loan  Seller,  in lieu of  delivering  the  above documents,  may  deliver  to the  Trustee a  certification  by such  Mortgage  Loan  Seller or the  Master
Servicer to such effect.  Each Mortgage Loan Seller shall deliver such original  documents  (including any original  documents as to which certified  copies had previously been delivered) or such certified  copies to the Trustee  promptly  after they are  received.  EMC (on its own behalf as a Mortgage  Loan Seller and on behalf of Master  Funding)  shall cause the  Mortgage  and  intervening  assignments,  if any,  and the assignment  of the  Security  Instrument  to be recorded  not later than 180 days after the Closing  Date, unless such assignment is not required to be recorded under the terms set forth in Section 6(i) hereof.

                  (iii)    Each Mortgage Loan Seller and the Purchaser  acknowledge  hereunder that all of the Mortgage  Loans and the related  servicing will  ultimately be assigned to Citibank,  N.A., as Trustee for the benefit of the Certificateholders, on the date hereof.

                  SECTION 5.        Examination of Mortgage Files.

                  (i)      On or before the Mortgage  File Delivery  Date,  each Mortgage Loan Seller will have made the related  Mortgage Files  available to the Purchaser or its agent for  examination  which may be at the  offices of the  Trustee or such  Mortgage  Loan  Seller  and/or  such  Mortgage  Loan  Seller’s custodian.  The fact that the  Purchaser  or its agent has  conducted or has failed to conduct any partial or complete  examination of the related  Mortgage Files shall not affect the Purchaser’s  rights to demand cure,  repurchase,  substitution  or other relief as provided in this  Agreement.  In  furtherance  of the foregoing,  each Mortgage Loan Seller shall make the related  Mortgage Files available to the Purchaser or its agent  from time to time so as to  permit  the  Purchaser  to  confirm  such  Mortgage  Loan  Seller’s compliance  with  the  delivery  and  recordation  requirements  of this  Agreement  and the  Pooling  and
Servicing  Agreement.  In addition,  upon request of the  Purchaser,  each  Mortgage Loan Seller agrees to provide to the Purchaser,  Bear Stearns and to any investors or prospective  investors in the Certificates information  regarding  the  Mortgage  Loans and  their  servicing,  to make the  related  Mortgage  Files available to the Purchaser,  Bear Stearns and to such investors or prospective  investors (which may be at the offices of such  Mortgage  Loan Seller  and/or such  Mortgage  Loan  Seller’s  custodian)  and to make available  personnel  knowledgeable  about the related  Mortgage Loans for discussions with the Purchaser,
Bear  Stearns and such  investors  or  prospective  investors,  upon  reasonable  request  during  regular business  hours,  sufficient  to permit the  Purchaser,  Bear  Stearns  and such  investors  or  potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

                  (ii)     Pursuant to the  Pooling  and  Servicing  Agreement,  on the  Closing  Date the
Trustee,  for the benefit of the  Certificateholders,  will review or cause the  Custodian to review items of the  Mortgage  Files as set forth on Exhibit 1 and will  deliver or cause the  Custodian  to deliver to
EMC  (on  its own  behalf  as a  Mortgage  Loan  Seller  and on  behalf  of  Master  Funding)  an  initial certification in the form attached as Exhibit One to the Custodial Agreement.

                  (iii)    Pursuant to the Pooling and Servicing Agreement,  within 90 days of the Closing
Date,  the Trustee will review or shall cause the  Custodian to review items of the Mortgage  Files as set forth on Exhibit 1 and will  deliver to EMC (on its own behalf as a Mortgage  Loan Seller and on behalf of
Master  Funding) and the Master  Servicer an interim  certification  substantially  in the form of Exhibit
Two to the Custodial Agreement.

                  (iv)     Pursuant  to the  Pooling  and  Servicing  Agreement,  within  180  days of the
Closing Date (or,  with respect to any  Substitute  Mortgage  Loan,  within five  Business  Days after the receipt by the Trustee or  Custodian  thereof)  the Trustee  will review or cause the  Custodian to review items of the Mortgage  Files as set forth on Exhibit 1 and will  deliver to EMC and the Master  Servicer a final  certification  substantially  in the form of  Exhibit  Three  to the  Custodial  Agreement.  If the
Trustee (or the  Custodian  as its agent) is unable to deliver a final  certification  with respect to the items  listed in Exhibit 1 due to any  document  that is missing,  has not been  executed,  is  unrelated, determined  on the basis of the  Mortgagor  name,  original  principal  balance  and loan  number,  to the
Mortgage  Loans  identified in the Final  Mortgage Loan Schedule or appears to be defective on its face (a
“Material  Defect”),  the  Trustee or the  Custodian,  as its  agent,  shall  promptly  notify EMC of such
Material  Defect.  EMC (on its own  behalf as a  Mortgage  Loan  Seller  and on behalf of Master  Funding)
shall  correct or cure any such  Material  Defect  within 90 days from the date of notice from the Trustee or the Custodian,  as its agent,  of the Material  Defect and if EMC (on its own behalf as a Mortgage Loan
Seller and on behalf of Master  Funding) does not correct or cure such Material  Defect within such period and such defect  materially and adversely affects the interests of the  Certificateholders  in the related
Mortgage  Loan,  EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master  Funding)  will, in  accordance  with the  terms of the  Pooling  and  Servicing  Agreement,  within 90 days of the date of notice,  provide the Trustee with a Substitute  Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable  Purchase Price;  provided that, if such defect would cause the Mortgage  Loan to be other than a “qualified  mortgage” as defined in Section  860G(a)(3) of the
Code, any such cure,  repurchase or  substitution  must occur within 90 days from the date such breach was discovered;  provided,  however,  that if such defect  relates  solely to the inability of EMC (on its own behalf as a  Mortgage  Loan  Seller and on behalf of Master  Funding)  to deliver  the  original  security instrument  or  intervening  assignments  thereof,  or a  certified  copy  because the  originals  of such documents,  or a certified copy, have not been returned by the applicable  jurisdiction,  EMC shall not be required  to  purchase  such  Mortgage  Loan if EMC (on its own  behalf as a Mortgage  Loan  Seller and on behalf of Master Funding)  delivers such original  documents or certified copy promptly upon receipt,  but in no event later than 360 days after the Closing Date.  The  foregoing  repurchase  obligation  shall not apply in the  event  that EMC (on its own  behalf  as a  Mortgage  Loan  Seller  and on  behalf  of Master
Funding)cannot  deliver such original or copy of any document  submitted for recording to the  appropriate recording  office in the  applicable  jurisdiction  because such  document  has not been  returned by such office;  provided that EMC (on its own behalf as a Mortgage  Loan Seller and on behalf of Master  Funding)
shall instead deliver a recording  receipt of such recording  office or, if such receipt is not available, a certificate  of EMC (on its own behalf as a Mortgage  Loan Seller and on behalf of Master  Funding) or a
Servicing  Officer  confirming  that such documents have been accepted for recording,  and delivery to the
Trustee or the  Custodian,  as its agent,  shall be effected by EMC (on its own behalf as a Mortgage  Loan
Seller  and on behalf of Master  Funding)  within  thirty  days of its  receipt of the  original  recorded document.

                  (v)      At the time of any  substitution,  EMC (on its own  behalf as a  Mortgage  Loan
Seller and on behalf of Master  Funding)  shall deliver or cause to be delivered the  Substitute  Mortgage
Loan,  the  related  Mortgage  File and any other  documents  and  payments  required to be  delivered  in connection  with a  substitution  pursuant  to the  Pooling and  Servicing  Agreement.  At the time of any purchase  or  substitution,  the  Trustee  shall (i) assign to EMC (on its own  behalf as a Mortgage  Loan
Seller and on behalf of Master  Funding)  and  release or cause the  Custodian  to release  the  documents
(including,  but not limited to, the Mortgage,  Mortgage Note and other  contents of the Mortgage File) in its  possession  or in the  possession  of the  Custodian  relating to the Deleted  Mortgage Loan and (ii)
execute and deliver such instruments of transfer or assignment,  in each case without  recourse,  as shall be  necessary  to vest in EMC (on its own  behalf  as a  Mortgage  Loan  Seller  and on  behalf  of Master
Funding) title to such Deleted Mortgage Loan.

                  SECTION 6.        Recordation of Assignments of Mortgage.

                  (i)      EMC (on its own  behalf  as a  Mortgage  Loan  Seller  and on  behalf of Master
Funding)  shall,  promptly  after the Closing Date,  cause each  Mortgage and each  assignment of Mortgage from the  Mortgage  Loan Sellers to the  Trustee,  and all  unrecorded  intervening  assignments,  if any, delivered on or prior to the Closing Date, to be recorded in all  recording  offices in the  jurisdictions where the  related  Mortgaged  Properties  are  located;  provided,  however,  EMC (on its own behalf as a
Mortgage Loan Seller or on behalf of Master  Funding) need not cause to be recorded any  assignment  which relates to a Mortgage Loan if (a) such  recordation  is not required by the Rating  Agencies or an Opinion of Counsel has been provided to the Trustee which states that the  recordation  of such  assignment is not necessary to protect the  Trustee’s  interest in the related  Mortgage  Loan or (b) MERS is  identified on the Mortgage or a properly  recorded  assignment  of the  Mortgage,  as the  mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns;  provided,  however,  notwithstanding the delivery of any Opinion of Counsel,  each  assignment of Mortgage  shall be submitted for recording by
EMC (on its own  behalf  as a  Mortgage  Loan  Seller  and on  behalf of  Master  Funding)  in the  manner described  above,  at no  expense  to the  Trust  Fund or  Trustee,  upon  the  earliest  to  occur of (i)
reasonable   direction  by  the  Holders  of  Certificates   evidencing   Fractional  Undivided  Interests
aggregating  not less  than 25% of the  Trust,  (ii) the  occurrence  of an Event of  Default,  (iii)  the occurrence  of a  bankruptcy,  insolvency  or  foreclosure  relating to EMC and (iv) the  occurrence  of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

                  While each such  Mortgage or  assignment is being  recorded,  if necessary,  EMC (on its own behalf as a Mortgage  Loan  Seller and on behalf of Master  Funding)  shall  leave or cause to be left with the Trustee a certified  copy of such Mortgage or assignment.  In the event that,  within 180 days of the Closing Date,  the Trustee has not been provided an Opinion of Counsel as described  above or received evidence of recording  with respect to each  Mortgage  Loan  delivered  to the  Purchaser  pursuant to the terms  hereof or as set forth  above,  the failure to provide  evidence of  recording  or such  Opinion of
Counsel (in the  alternative,  if required) shall be considered a Material  Defect,  and the provisions of
Section 5(iii) and (iv) shall apply.  All customary  recording fees and  reasonable  expenses  relating to the recordation of the  assignments of Mortgage to the Trustee or the Opinion of Counsel,  as the case may be, shall be borne by EMC.

                  (ii)     It is the express  intent of the  parties  hereto  that the  conveyance  of the
Mortgage Loans by each Mortgage Loan Seller to the Purchaser,  as  contemplated  by this Agreement be, and be treated as, a sale. It is,  further,  not the  intention of the parties that such  conveyance be deemed a pledge of the Mortgage  Loans by such  Mortgage  Loan Seller to the  Purchaser to secure a debt or other obligation of that Mortgage Loan Seller.  However,  in the event that,  notwithstanding  the intent of the parties,  the Mortgage Loans are held by a court of competent  jurisdiction  to continue to be property of such  Mortgage  Loan  Seller,  then (a) this  Agreement  shall also be deemed to be a  security  agreement within the meaning of Articles 8 and 9 of the  applicable  Uniform  Commercial  Code;  (b) the transfer of the Mortgage  Loans  provided for herein shall be deemed to be a grant by such Mortgage Loan Seller to the
Purchaser of a security  interest in all of such Mortgage Loan Seller’s  right,  title and interest in and to the Mortgage  Loans and all amounts  payable to the holders of the Mortgage  Loans in  accordance  with the terms thereof and all proceeds of the  conversion,  voluntary or  involuntary,  of the foregoing  into cash,  instruments,  securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds  pursuant to Section 4 hereof,  including all amounts,  other than investment  earnings,  from time to time held or invested in any accounts  created pursuant to the Pooling and Servicing Agreement,  whether in the form of cash, instruments,  securities or other property; (c) the possession  by the  Purchaser  or the  Trustee of  Mortgage  Notes and such  other  items of  property  as constitute  instruments,  money,  negotiable  documents or chattel paper shall be deemed to be “possession by the secured  party” for purposes of  perfecting  the security  interest  pursuant to Section  9-313 (or comparable  provision)  of the  applicable  Uniform  Commercial  Code;  and (d)  notifications  to persons holding  such  property,  and  acknowledgments,  receipts  or  confirmations  from  persons  holding  such property,  shall  be  deemed  notifications  to,  or  acknowledgments,  receipts  or  confirmations  from, financial  intermediaries,  bailees  or  agents  (as  applicable)  of the  Purchaser  for the  purpose  of perfecting  such security  interest under  applicable law. Any assignment of the interest of the Purchaser pursuant to any provision  hereof or pursuant to the Pooling and Servicing  Agreement shall also be deemed to be an assignment of any security  interest  created  hereby.  EMC (on its own behalf as a Mortgage Loan
Seller and on behalf of Master  Funding)  and the  Purchaser  shall,  to the extent  consistent  with this
Agreement,  take such  actions as may be  reasonably  necessary  to ensure that,  if this  Agreement  were deemed to create a security  interest in the Mortgage Loans,  such security interest would be deemed to be a perfected  security  interest of first  priority  under  applicable  law and will be  maintained as such throughout the term of the Pooling and Servicing Agreement.

                  SECTION 7.        Representations and Warranties of Mortgage Loan Seller Concerning the
Mortgage  Loans.  EMC hereby  represents  and  warrants to the  Purchaser  as of the Closing  Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

                  (i)      the  information  set forth in the Mortgage  Loan  Schedule  hereto is true and correct in all material respects;

                  (ii)     immediately  prior to the transfer to the Purchaser,  the related Mortgage Loan
Seller was the sole owner of  beneficial  title and holder of each  Mortgage and Mortgage Note relating to the Mortgage  Loans and is conveying the same free and clear of any and all liens,  claims,  encumbrances, participation  interests,  equities,  pledges,  charges  or  security  interests  of any  nature  and such
Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

                  (iii)    each Mortgage  Loan at the time it was made  complied in all material  respects with all applicable local, state and federal laws and regulations,  including, without limitation,  usury, equal credit  opportunity,  disclosure and recording laws and all applicable  anti-predatory,  abusive and fair lending laws;  and each Mortgage Loan has been serviced in all material  respects in accordance  with all applicable  local,  state and federal laws and  regulations,  including,  without  limitation,  usury, equal credit  opportunity,  disclosure and recording laws and all applicable  anti-predatory,  abusive and fair lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

                  (iv)     there is no  monetary  default  existing  under  any  Mortgage  or the  related
Mortgage  Note and there is no  material  event  which,  with the  passage of time or with  notice and the expiration of any grace or cure period, would constitute a default,  breach or event of acceleration;  and neither the related  Mortgage Loan Seller,  any of its affiliates nor any servicer of any related Mortgage
Loan has  taken any  action to waive any  default,  breach or event of  acceleration;  and no  foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                  (v)      the  terms of the  Mortgage  Note  and the  Mortgage  have  not been  impaired, waived, altered or modified in any respect,  except by written instruments,  (i) if required by law in the jurisdiction where the Mortgaged  Property is located,  or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

                  (vi)     no selection procedure  reasonably believed by the related Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

                  (vii)    each Mortgage is a valid and  enforceable  first lien on the property  securing the related  Mortgage Note and each  Mortgaged  Property is owned by the  Mortgagor in fee simple  (except with respect to common areas in the case of  condominiums,  PUDs and de minimis  PUDs) or by leasehold for a term  longer  than the term of the  related  Mortgage,  subject  only to (i) the  lien of  current  real property taxes and assessments,  (ii) covenants,  conditions and  restrictions,  rights of way,  easements and other matters of public record as of the date of recording of such  Mortgage,  such  exceptions  being acceptable  to  mortgage  lending  institutions  generally  or  specifically  reflected  in the  appraisal obtained in connection  with the  origination of the related  Mortgage Loan or referred to in the lender’s title insurance  policy  delivered to the originator of the related  Mortgage Loan and (iii) other matters to which like properties are commonly  subject which do not materially  interfere with the benefits of the security intended to be provided by such Mortgage;

                  (viii)   there is no mechanics’ lien or claim for work, labor or material  affecting the premises  subject  to any  Mortgage  which is or may be a lien prior to, or equal  with,  the lien of such
Mortgage  except  those  which are insured  against by the title  insurance  policy  referred to in (xiii)
below;

                  (ix)     there was no delinquent tax or assessment lien against the property  subject to any  Mortgage,  except  where  such lien was being  contested  in good  faith and a stay had been  granted against levying on the property;

                  (x)      there is no valid  offset,  defense or  counterclaim  to any  Mortgage  Note or
Mortgage,  including  the  obligation  of the  Mortgagor to pay the unpaid  principal and interest on such
Mortgage Note;

                  (xi)     the physical  property  subject to any Mortgage is free of material  damage and is in good repair and there is no proceeding  pending or threatened for the total or partial  condemnation of any Mortgaged Property;

                  (xii)    the  Mortgaged   Property  and  all   improvements   thereon  comply  with  all
requirements of any applicable zoning and subdivision laws and ordinances;

                  (xiii)   a lender’s  title  insurance  policy  (on an ALTA or CLTA  form) or binder,  or other  assurance of title customary in the relevant  jurisdiction  therefor in a form acceptable to Fannie
Mae or  Freddie  Mac,  was issued on the date that each  Mortgage  Loan was  created by a title  insurance company which, to the best of the related Mortgage Loan Seller’s  knowledge,  was qualified to do business in the jurisdiction  where the related Mortgaged  Property is located,  insuring such Mortgage Loan Seller and its  successors  and assigns  that the  Mortgage  is a first  priority  lien on the related  Mortgaged
Property in the original  principal  amount of the Mortgage Loan. The related  Mortgage Loan Seller is the sole insured under such lender’s title  insurance  policy,  and such policy,  binder or assurance is valid and  remains in full force and  effect,  and each such  policy,  binder or  assurance  shall  contain  all applicable endorsements including a negative amortization endorsement, if applicable;

                  (xiv)    at the time of  origination,  each  Mortgaged  Property  was the  subject of an appraisal  which  conformed to the  underwriting  requirements  of the originator of the Mortgage Loan and the appraisal is in a form acceptable to Fannie Mae or Freddie Mac;

                  (xv)     the  improvements  on each  Mortgaged  Property  securing a  Mortgage  Loan are insured (by an insurer which is acceptable to the related  Mortgage Loan Seller)  against loss by fire and such hazards as are covered  under a standard  extended  coverage  endorsement  in the locale in which the
Mortgaged  Property is located,  in an amount  which is not less than the lesser of the maximum  insurable value of the  improvements  securing  such  Mortgage  Loan or the  outstanding  principal  balance  of the
Mortgage  Loan,  but in no event in an  amount  less  than an  amount  that is  required  to  prevent  the
Mortgagor from being deemed to be a co-insurer  thereunder;  if the improvement on the Mortgaged  Property is a  condominium  unit,  it is  included  under  the  coverage  afforded  by a  blanket  policy  for  the condominium  project;  if upon origination of the related Mortgage Loan, the improvements on the Mortgaged
Property were in an area identified as a federally  designated  flood area, a flood insurance policy is in effect in an  amount  representing  coverage  not less  than the  least of (i) the  outstanding  principal balance  of the  Mortgage  Loan,  (ii) the  restorable  cost of  improvements  located  on such  Mortgaged
Property or (iii) the maximum  coverage  available  under  federal law; and each  Mortgage  obligates  the
Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor’s cost and expense;

                  (xvi)    each  Mortgage  Loan   constitutes   a  “qualified   mortgage”   under  Section
860G(a)(3)(A) of the Code and Treasury  Regulations  Section  1.860G-2(a)(1),  (2), (4), (5), (6), (7) and
(9) without  reliance  on the  provisions  of  Treasury  Regulations  Section  1.860G-2(a)(3)  or Treasury
Regulations  Section  1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified  mortgage”  notwithstanding its failure to meet the requirements of Section  860G(a)(3)(A)
of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

                  (xvii)   each  Mortgage  Loan was  originated  (a)  by a savings  and loan  association, savings bank,  commercial bank, credit union,  insurance company or similar institution that is supervised and  examined  by a federal or state  authority,  (b) by a  mortgagee  approved  by the  Secretary  of HUD pursuant to Sections 203 and 211 of the National  Housing Act, as amended,  or (c) by a mortgage broker or correspondent  lender in a manner such that the related  Mortgage  Loan would be regarded  for purposes of
Section  3(a)(41) of the  Securities  Exchange Act of 1934,  as amended,  as having been  originated by an entity described in clauses (a) or (b) above;

                  (xviii)  none of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31,  12 CFR
Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the  regulation  implementing  TILA,  which  implements the Home  Ownership  and Equity  Protection  Act of 1994,  as amended or (b) “high cost  home,”  “covered”
(excluding  home loans  defined as “covered home loans” in the New Jersey Home  Ownership  Security Act of
2002 that were  originated  between  November 26, 2003 and July 7, 2004),  “high risk home” or “predatory”
loans under any applicable  state,  federal or local law (or a similarly  classified  loan using different terminology  under a law  imposing  heightened  regulatory  scrutiny or  additional  legal  liability  for residential mortgage loans having high interest rates, points and/or fees);

                  (xix)    no  Mortgage  Loan (a) is a “high cost loan” or  “covered  loan” as  applicable
(as such terms are defined in the then  current  version of Standard & Poor’s  LEVELS®  Glossary in effect as of the date  hereof,  Appendix  E,  attached  hereto as  Exhibit 6) or (b) was  originated  on or after
October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

                  (xx)     the  information  set forth in  Schedule A of the  Prospectus  Supplement  with respect to the Mortgage Loans is true and correct in all material respects;

                  (xxiii)  each  Mortgage  Loan  was  originated  in  accordance  with  the   underwriting
guidelines of the related originator;

                  (xxiv)   each  original  Mortgage  has  been  recorded  or is in the  process  of  being recorded in accordance  with the  requirements  of Section 2.01 of the Pooling and Servicing  Agreement in
the  appropriate  jurisdictions  wherein such  recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

                  (xxv)    the related  Mortgage  File  contains  each of the  documents  and  instruments listed in Section 2.01 of the Pooling and Servicing  Agreement,  subject to any exceptions,  substitutions and qualifications as are set forth in such Section;

                  (xxvi)   the Mortgage  Loans are currently  being  serviced in accordance  with accepted servicing practices; and

                  (xxvii) with respect to each Mortgage Loan that has a prepayment  penalty feature,  each such prepayment  penalty is enforceable and will be enforced by the related  Mortgage Loan Seller and each prepayment  penalty is permitted pursuant to federal,  state and local law.  In addition,  with respect to each  Mortgage  Loan (i) no Mortgage  Loan will impose a  prepayment  penalty for a term in excess of five years from the date such Mortgage Loan was originated and (ii) such  prepayment  penalty is at least equal to the lesser of (A) the maximum amount  permitted  under  applicable  law and (B) six months  interest at the  related  Mortgage  Interest  Rate on the amount  prepaid in excess of 20% of the  original  principal balance of such Mortgage Loan.

                  It is understood  and agreed that the  representations  and warranties set forth in this
Section 7 will inure to the benefit of the  Purchaser,  its successors  and assigns,  notwithstanding  any restrictive  or qualified  endorsement  on any Mortgage Note or assignment of Mortgage or the  examination of any Mortgage File. Upon any  substitution for a Mortgage Loan, the  representations  and warranties set forth above shall be deemed to be made by the related  Mortgage Loan Seller as to any Substitute  Mortgage
Loan as of the date of substitution.

                  Upon  discovery  or receipt of notice by EMC,  the  Purchaser or the Trustee of a breach of any  representation  or  warranty of EMC set forth in this  Section 7 which  materially  and  adversely affects the value of the interests of the Purchaser,  the  Certificateholders or the Trustee in any of the
Mortgage Loans delivered to the Purchaser  pursuant to this Agreement,  the party discovering or receiving notice of such breach shall give prompt  written  notice to the others.  In the case of any such breach of a  representation  or warranty  set forth in this  Section 7, within 90 days from the date of discovery by
EMC, or the date EMC is notified by the party  discovering or receiving  notice of such breach  (whichever occurs  earlier),  EMC will (i) cure such breach in all  material  respects,  (ii) purchase  the  affected
Mortgage  Loan at the  applicable  Purchase  Price or (iii)  if  within  two  years of the  Closing  Date, substitute a qualifying  Substitute  Mortgage Loan in exchange for such Mortgage Loan;  provided that, (A)
in the case of a  breach  of the  representation  and  warranty  concerning  the  Mortgage  Loan  Schedule contained  in clause (i) of this  Section 7, if such  breach is  material  and relates to any field on the
Mortgage  Loan  Schedule  which  identifies  any  Prepayment  Charge or (B) in the case of a breach of the representation  contained in clause  (xxvii) of this Section 7, then,  in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase  Price,  EMC shall pay the amount of the Prepayment
Charge  (net of any  amount  previously  collected  by or  paid  to the  Trust  Fund  in  respect  of such
Prepayment  Charge)  from  its  own  funds  and  without  reimbursement  thereof,  and EMC  shall  have no obligation  to  repurchase  or  substitute  for  such  Mortgage  Loan.  The  obligations  of EMC to  cure, purchase or  substitute a qualifying  Substitute  Mortgage  Loan shall  constitute  the  Purchaser’s,  the
Trustee’s  and the  Certificateholder’s  sole and  exclusive  remedies  under this  Agreement or otherwise respecting a breach of  representations  or  warranties  hereunder  with  respect to the  Mortgage  Loans, except for the  obligation  of EMC to indemnify  the Purchaser for such breach as set forth in and limited by Section 4  hereof.  It is understood  by the parties  hereto that a breach of the  representations  and warranties  made in any of clause  (xviii),  (xix)(b),  (xxi),  (xxii),  (xxviii)  through (xxxvi) of this
Section 7 will be deemed to materially  and adversely  affect the value of the interests of the Purchaser, the Certificateholders or the Trustee in the related Mortgage Loan.

                  Any cause of action  against  EMC  relating  to or arising out of a breach by EMC of any representations  and  warranties  made in this  Section  7  shall  accrue  as to any  Mortgage  Loan  upon
(i) discovery  of  such  breach  by EMC or  notice  thereof  by the  party  discovering  such  breach  and
(ii) failure  by EMC to cure  such  breach,  purchase  such  Mortgage  Loan  or  substitute  a  qualifying
Substitute Mortgage Loan pursuant to the terms hereof.

                   SECTION 8.       Representations  and Warranties  Concerning EMC. As of the date hereof and as of the Closing  Date,  EMC  represents  and warrants to the  Purchaser as to itself in the capacity indicated as follows:

                  (i)      EMC (i) is a corporation duly organized,  validly existing and in good standing under the laws of the State of  Delaware  and (ii) is  qualified  and in good  standing  to do business in each  jurisdiction  where such  qualification  is necessary,  except where the failure so to qualify would not reasonably be expected to have a material  adverse effect on EMC’s business as presently  conducted or on EMC’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (ii)     EMC has full corporate  power to own its property,  to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii)    the  execution and delivery by EMC of this  Agreement has been duly  authorized by all  necessary  action on the part of EMC; and neither the  execution  and delivery of this  Agreement, nor the consummation of the transactions herein  contemplated,  nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default  under,  any of the provisions of any law,  governmental  rule,  regulation,  judgment,  decree or order binding on EMC or its properties or the charter or by-laws of EMC,  except those  conflicts,  breaches or defaults  which would not  reasonably be expected  to have a  material  adverse  effect  on EMC’s  ability  to enter  into  this  Agreement  and to consummate the transactions contemplated hereby;

                  (iv)     the  execution,  delivery  and  performance  by EMC of this  Agreement  and the consummation  of the  transactions  contemplated  hereby do not require  the  consent or approval  of, the giving of notice to, the  registration  with,  or the taking of any other action in respect of, any state,
federal  or  other  governmental  authority  or  agency,  except  those  consents,   approvals,   notices,
registrations  or other actions as have already been obtained,  given or made and, in connection  with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

                  (v)      this  Agreement has been duly  executed and delivered by EMC and,  assuming due authorization,  execution and delivery by the  Purchaser,  constitutes  a valid and binding  obligation of
EMC enforceable  against it in accordance with its terms (subject to applicable  bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

                  (vi)     there are no actions,  suits or  proceedings  pending or, to the  knowledge  of
EMC,  threatened against EMC, before or by any court,  administrative  agency,  arbitrator or governmental body (i) with respect to any of the  transactions  contemplated by this Agreement or (ii) with  respect to any other matter which in the judgment of EMC could  reasonably be expected to be determined  adversely to
EMC and if  determined  adversely to EMC  materially  and  adversely  affect EMC’s  ability to perform its obligations  under  this  Agreement;  and EMC is not in  default  with  respect to any order of any court, administrative  agency,  arbitrator  or  governmental  body so as to materially  and adversely  affect the transactions contemplated by this Agreement; and

                  (vii)    the Mortgage Loan Sellers’  Information  (identified  in Exhibit 3 hereof) does not include any untrue  statement of a material fact or omit to state a material  fact  necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  SECTION 9.        Representations  and Warranties  Concerning  the Purchaser.  As of the
date hereof and as of the Closing  Date,  the  Purchaser  represents  and  warrants to the  Mortgage  Loan
Sellers as follows:

                  (i)      the  Purchaser  (i) is a limited  liability  company  duly  organized,  validly existing and in good  standing  under the laws of the State of Delaware and (ii) is qualified  and in good standing to do business in each  jurisdiction  where such  qualification  is  necessary,  except where the failure  so to  qualify  would  not  reasonably  be  expected  to have a  material  adverse  effect on the
Purchaser’s  business as presently  conducted or on the  Purchaser’s  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (ii)     the Purchaser  has full  corporate  power to own its property,  to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii)    the execution and delivery by the  Purchaser of this  Agreement  have been duly authorized by all necessary  corporate action on the part of the Purchaser;  and neither the execution and delivery of this Agreement,  nor the consummation of the transactions herein contemplated,  nor compliance with the  provisions  hereof,  will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law,  governmental  rule,  regulation,  judgment,  decree or order binding on the Purchaser or its properties or the  certificate of formation or limited  liability  company  agreement of the Purchaser,  except those conflicts,  breaches or defaults which would not reasonably be expected to have a material  adverse effect on the Purchaser’s  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (iv)     the execution,  delivery and performance by the Purchaser of this Agreement and the  consummation of the transactions  contemplated  hereby do not require the consent or approval of, the giving of notice to, the  registration  with,  or the taking of any other action in respect of, any state,
federal  or  other  governmental  authority  or  agency,  except  those  consents,   approvals,   notices,
registrations or other actions as have already been obtained, given or made;

                  (v)      this  Agreement  has been duly  executed and  delivered by the  Purchaser  and, assuming due authorization,  execution and delivery by the Mortgage Loan Sellers,  constitutes a valid and binding  obligation  of the Purchaser  enforceable  against it in  accordance  with its terms  (subject to applicable  bankruptcy and insolvency  laws and other similar laws affecting the enforcement of the rights of creditors generally);

                  (vi)     there are no actions,  suits or proceedings pending or, to the knowledge of the
Purchaser,  threatened against the Purchaser,  before or by any court,  administrative agency,  arbitrator or governmental  body (i) with respect to any of the  transactions  contemplated by this Agreement or (ii)
with respect to any other matter which in the judgment of the Purchaser  will be  determined  adversely to the Purchaser  and will if  determined  adversely to the  Purchaser  materially  and adversely  affect the
Purchaser’s  ability to perform its obligations under this Agreement;  and the Purchaser is not in default with respect to any order of any court,  administrative  agency,  arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                  (vii)     the Purchaser’s  Information  (identified in Exhibit 4 hereof) does not include any untrue  statement of a material fact or omit to state a material  fact  necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  SECTION 10.       Representations  and Warranties  Concerning Master Funding.  As of the
date hereof and as of the Closing Date,  Master  Funding  represents and warrants to EMC and the Purchaser as follows:

                  (i)      Master  Funding (i) is a limited  liability  company  duly  organized,  validly existing and in good  standing  under the laws of the State of Delaware and (ii) is qualified  and in good standing to do business in each  jurisdiction  where such  qualification  is  necessary,  except where the failure so to qualify  would not  reasonably  be  expected  to have a  material  adverse  effect on Master
Funding’s  business as presently  conducted or on Master  Funding’s  ability to enter into this  Agreement and to consummate the transactions contemplated hereby;

                  (ii)     Master Funding has full power to own its property,  to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii)    The  execution and delivery by Master  Funding of this  Agreement has been duly authorized by all necessary  action on the part of Master Funding;  and neither the execution and delivery of this Agreement,  nor the consummation of the transactions herein contemplated,  nor compliance with the provisions  hereof or  thereof,  will  conflict  with or result in a breach  of, or  constitute  a default under,  any of the  provisions  of any law,  governmental  rule,  regulation,  judgment,  decree  or order binding  on Master  Funding  or its  properties  or the  written  consent  of the sole  member or  limited liability  company agreement of Master Funding,  except those conflicts,  breaches or defaults which would not  reasonably be expected to have a material  adverse effect on Master  Funding’s  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (iv)     The  execution,  delivery and  performance  by Master Funding of this Agreement and the  consummation of the transactions  contemplated  hereby do not require the consent or approval of, the giving of notice to,  the  registration  with,  or the taking of any other  action in respect  of, any state,  federal or other  governmental  authority or agency,  except those consents,  approvals,  notices, registrations  or other actions as have already been obtained,  given or made and, in connection  with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

                  (v)      This  Agreement  has been duly  executed and  delivered by Master  Funding and, assuming due  authorization,  execution and delivery by the Purchaser or the parties thereto,  constitutes a valid and binding  obligation of Master  Funding  enforceable  against it in  accordance  with its terms
(subject to applicable  bankruptcy  and insolvency  laws and other similar laws affecting the  enforcement of the rights of creditors generally); and

                  (vi)     There are no actions,  suits or  proceedings  pending or, to the  knowledge  of
Master  Funding,  threatened  against  Master  Funding,  before or by any  court,  administrative  agency, arbitrator  or  governmental  body  (a)  with  respect  to any of the  transactions  contemplated  by this
Agreement  or (b) with  respect  to any  other  matter  which in the  judgment  of  Master  Funding  could reasonably  be expected to be  determined  adversely  to Master  Funding and if  determined  adversely  to
Master Funding  materially and adversely affect Master Funding’s  ability to perform its obligations under this  Agreement;  and  Master  Funding  is  not  in  default  with  respect  to any  order  of any  court, administrative  agency,  arbitrator  or  governmental  body so as to materially  and adversely  affect the transactions contemplated by this Agreement.

         SECTION 11.       Conditions to Closing.

                  (1)      The  obligations  of the Purchaser  under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                           (a)      Each of the  obligations  of each Mortgage Loan Seller  required to be performed  at or prior to the Closing  Date  pursuant to the terms of this  Agreement  shall have been duly performed and complied with in all material respects;  all of the  representations  and warranties  of each  Mortgage  Loan Seller under this  Agreement  shall be true and correct as of the date or dates  specified in all material  respects;  and no event shall have occurred  which, with notice or the passage of time,  would  constitute  a default  under this  Agreement,  or the
         Pooling and Servicing  Agreement;  and the Purchaser  shall have  received  certificates  to that effect signed by authorized officers of the Mortgage Loan Sellers.

                           (b)      The  Purchaser  shall  have  received  all  of the  following  closing documents,  in such forms as are agreed upon and  reasonably  acceptable to the  Purchaser,  duly executed by all  signatories  other than the  Purchaser  as required  pursuant to the  respective terms thereof:

                                    (i)     If  required  pursuant  to  Section  3 hereof,  the  Amendment dated as of the Closing Date and any documents referred to therein;

                                    (ii)    If required  pursuant to Section 3 hereof,  the Final Mortgage
                  Loan Schedule  containing the information set forth on Exhibit 2 hereto,  one copy to be attached to each counterpart of the Amendment;

                                    (iii)        The  Pooling  and  Servicing   Agreement,   in  form  and
                  substance  reasonably  satisfactory to the Trustee and the Purchaser,  and all documents required thereby duly executed by all signatories;

                                    (iv)         A certificate  of an officer of each Mortgage Loan Seller
                  dated as of the Closing Date, in a form  reasonably  acceptable  to the  Purchaser,  and attached  thereto  copies of the charter and  by-laws of such  Mortgage  Loan Seller and evidence as to the good  standing  of such  Mortgage  Loan  Seller  dated as of a recent date;

                                    (v)          One or more  opinions of counsel from the  Mortgage  Loan
                  Sellers’  counsel  otherwise  in  form  and  substance  reasonably  satisfactory  to the
                  Purchaser, the Trustee and each Rating Agency;

                                    (vi)         A letter  from each of the Rating  Agencies  giving  each
                  Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

                                    (vii)        Such other documents,  certificates (including additional
                  representations  and warranties)  and opinions as may be reasonably  necessary to secure the intended ratings from each Rating Agency for the Certificates.

                           (c)      The   Certificates  to  be  sold  to  Bear  Stearns  pursuant  to  the
         Underwriting  Agreement and the Purchase  Agreement,  if  applicable,  shall have been issued and sold to Bear Stearns.

                           (d)      Each Mortgage Loan Seller shall have  furnished to the Purchaser  such other  certificates  of its officers or others and such other  documents  and opinions of counsel to evidence  fulfillment  of the  conditions  set forth in this  Agreement  and the  transactions contemplated hereby as the Purchaser and their respective counsel may reasonably request.

                  (2)      The  obligations  of each  Mortgage Loan Seller under this  Agreement  shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                           (a)      The obligations of the Purchaser  required to be performed by it on or prior to the  Closing  Date  pursuant  to the  terms  of this  Agreement  shall  have  been  duly performed  and  complied  with  in all  material  respects,  and all of the  representations  and warranties  of the  Purchaser  under this  Agreement  shall be true and  correct in all  material respects  as of the date  hereof and as of the Closing  Date,  and no event  shall have  occurred which would  constitute a breach by it of the terms of this  Agreement,  and each  Mortgage  Loan
         Seller shall have  received a certificate  to that effect signed by an authorized  officer of the
         Purchaser.

                           (b)      Each  Mortgage  Loan Seller shall have  received  copies of all of the following closing documents,  in such forms as are agreed upon and reasonably  acceptable to each
         Mortgage  Loan Seller,  duly executed by all  signatories  other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

                                    (i)   If required  pursuant to Section 3 hereof,  the Amendment  dated as of the Closing Date and any documents referred to therein;

                                    (ii)  The  Pooling  and  Servicing  Agreement,  in form and  substance reasonably  satisfactory  to EMC, and all  documents  required  thereby duly executed by all signatories;

                                    (iii) A  certificate  of an officer of the  Purchaser  dated as of the
                  Closing  Date,  in a form  reasonably  acceptable  to each  Mortgage  Loan  Seller,  and attached  thereto the written  consent of the member of the  Purchaser  authorizing  the transactions  contemplated  by this  Agreement and the Pooling and Servicing  Agreement, together with copies of the  Purchaser’s  certificate  of formation,  limited  liability company  agreement and evidence as to the good  standing of the Purchaser  dated as of a recent date;

                                    (iv)  One or more  opinions of counsel  from the  Purchaser’s  counsel in form and substance reasonably satisfactory to each Mortgage Loan Seller; and

                                    (v)   Such  other  documents,   certificates   (including   additional
                  representations  and warranties)  and opinions as may be reasonably  necessary to secure the intended rating from each Rating Agency for the Certificates.

                  SECTION 12.        Fees and  Expenses.  Subject to  Section  17 hereof,  EMC (on its own behalf as a Mortgage  Loan Seller and on behalf of Master  Funding)  shall pay on the Closing Date or such later date as may be agreed to by the  Purchaser  (i) the fees and expenses of the Mortgage  Loan Sellers’
attorneys and the reasonable  fees and expenses of the Purchaser’s  attorneys,  (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of  Purchaser’s  Registration  Statement  based on the aggregate  original  principal  amount of the  Certificates  and the  filing fee of the  Commission  as in effect  on the  date on  which  the  Registration  Statement  was  declared  effective,  (iv) the fees and expenses  including  counsel’s  fees and expenses in connection  with any “blue sky” and legal  investment matters,  (v) the fees and expenses of the Trustee which shall  include  without  limitation  the fees and expenses of the Trustee  (and the fees and  disbursements  of its  counsel)  with respect to (A) legal and document review of this  Agreement,  the Pooling and Servicing  Agreement,  the  Certificates  and related agreements,  (B)  attendance at the Closing and  (C) review  of the Mortgage  Loans to be performed by the
Trustee,  (vi) the expenses for printing or otherwise  reproducing  the  Certificates,  the Prospectus and the Prospectus  Supplement,  (vii) the fees and expenses of each Rating Agency (both initial and ongoing),
(viii)  the fees and  expenses  relating  to the  preparation  and  recordation  of  mortgage  assignments
(including intervening  assignments,  if any and if available,  to evidence a complete chain of title from the  originator  thereof to the  Trustee)  from each  Mortgage  Loan Seller to the Trustee or the expenses relating  to the  Opinion of Counsel  referred  to in Section  6(i)  hereof,  as the case may be, and (ix)
Mortgage  File due  diligence  expenses  and other  out-of-pocket  expenses  incurred by the  Purchaser in connection  with the purchase of the Mortgage  Loans and by Bear  Stearns in  connection  with the sale of the  Certificates.  EMC (on its own behalf as a  Mortgage  Loan  Seller  and on behalf of Master  Funding)
additionally  agrees to pay  directly to any third  party on a timely  basis the fees  provided  for above which are charged by such third party and which are billed periodically.

                  SECTION 13.        Accountants’ Letters.

                  (i)   Deloitte & Touche LLP will review the  characteristics of a sample of the Mortgage
Loans  described  in the Final  Mortgage  Loan  Schedule  and will compare  those  characteristics  to the description of the Mortgage Loans contained in the Prospectus  Supplement  under the captions  “Summary of
Terms - The Mortgage  Pool” and  “Description  of the Mortgage  Loans” and in Schedule A thereto.  EMC (on its own  behalf as a  Mortgage  Loan  Seller  and on behalf of Master  Funding)  will  cooperate  with the
Purchaser in making  available all  information and taking all steps  reasonably  necessary to permit such accountants  to complete  the review and to deliver the  letters  required of them under the  Underwriting
Agreement.  Deloitte & Touche LLP will also confirm  certain  calculations  as set forth under the caption
“Yield and Prepayment Considerations” in the Prospectus Supplement.

                  (ii)  To the extent  statistical  information with respect to EMC’s servicing  portfolio is included  in the  Prospectus  Supplement  under the caption  “The Master  Servicer,”  a letter from the certified  public  accountant for the Master Servicer will be delivered to the Purchaser dated the date of the Prospectus  Supplement,  in the form  previously  agreed to by EMC and the Purchaser,  with respect to such statistical information.

                  SECTION 14.        Indemnification.

                  (i)   EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master  Funding)
shall indemnify and hold harmless the Purchaser and its directors,  officers and  controlling  persons (as defined in Section 15 of the  Securities  Act) from and against any loss,  claim,  damage or  liability or action in respect  thereof,  to which they or any of them may become subject,  under the Securities Act or otherwise,  insofar as such loss, claim,  damage,  liability or action arises out of, or is based upon (i)
any  untrue  statement  of a  material  fact  contained  in the  Mortgage  Loan  Sellers’  Information  as identified  in Exhibit  3, the  omission  to state in the  Prospectus  Supplement  or  Prospectus  (or any
amendment  thereof or supplement  thereto approved by EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and in which  additional  Mortgage Loan Seller’s  Information is identified), in reliance  upon and in conformity  with  Mortgage Loan Sellers’  Information a material fact required to be stated  therein or  necessary to make the  statements  therein in light of the  circumstances  in which they were made, not misleading,  (ii) any  representation or warranty assigned or made by EMC in Section 7 or Section 8 hereof being,  or alleged to be, untrue or  incorrect,  or (iii) any  failure by the Mortgage
Loan  Seller to perform its  obligations  under this  Agreement;  and EMC (on its own behalf as a Mortgage
Loan Seller and on behalf of Master  Funding)  shall  reimburse the  Purchaser and each other  indemnified party for any legal and other expenses  reasonably  incurred by them in connection with  investigating  or defending or preparing to defend against any such loss, claim, damage, liability or action.

         The foregoing  indemnity  agreement is in addition to any liability  which EMC or Master  Funding otherwise may have to the Purchaser or any other such indemnified party.

                  (ii)   The  Purchaser  shall  indemnify  and hold harmless each Mortgage Loan Seller and its respective  directors,  officers and  controlling  persons (as defined in Section 15 of the Securities
Act) from and against any loss,  claim,  damage or liability or action in respect  thereof,  to which they or any of them may become  subject,  under the Securities Act or otherwise,  insofar as such loss,  claim, damage,  liability or action  arises out of, or is based upon (a) any untrue  statement of a material fact contained  in the  Purchaser’s  Information  as  identified  in  Exhibit 4, the  omission  to state in the
Prospectus  Supplement or  Prospectus  (or any amendment  thereof or  supplement  thereto  approved by the
Purchaser  and in which  additional  Purchaser’s  Information  is  identified),  in  reliance  upon and in conformity  with the Purchaser’s  Information,  a material fact required to be stated therein or necessary to make the statements  therein in light of the  circumstances  in which they were made,  not  misleading,
(b) any  representation  or warranty made by the  Purchaser in Section 9 hereof  being,  or alleged to be, untrue  or  incorrect,  or (c) any  failure  by the  Purchaser  to  perform  its  obligations  under  this
Agreement;  and the Purchaser shall reimburse each Mortgage Loan Seller,  and each other indemnified party for any  legal and  other  expenses  reasonably  incurred  by them in  connection  with  investigating  or defending  or  preparing  to defend any such loss,  claim,  damage,  liability  or action.  The  foregoing indemnity  agreement  is in  addition  to any  liability  which the  Purchaser  otherwise  may have to the
Mortgage Loan Sellers, or any other such indemnified party,

                  (iii)  Promptly  after  receipt by an  indemnified  party under  subsection  (i) or (ii)
above of notice of the  commencement of any action,  such  indemnified  party shall, if a claim in respect thereof is to be made against the  indemnifying  party under such  subsection,  notify each party  against whom  indemnification  is to be sought in  writing  of the  commencement  thereof  (but the  failure so to notify an  indemnifying  party shall not relieve such  indemnified  party from any liability  which it may have under this Section 14 except to the extent that it has been  prejudiced  in any  material  respect by such  failure  or from any  liability  which it may have  otherwise).  In case any such  action is brought against any indemnified  party,  and it notifies an indemnifying  party of the commencement  thereof,  the indemnifying  party will be entitled  to  participate  therein  and, to the extent it may elect by written notice  delivered to the  indemnified  party promptly (but, in any event,  within 30 days) after receiving the aforesaid  notice from such indemnified  party, to assume the defense thereof with counsel  reasonably satisfactory to such indemnified party.  Notwithstanding  the foregoing,  the indemnified party or parties shall have the right to employ its or their own  counsel in any such case,  but the fees and  expenses  of such counsel shall be at the expense of such  indemnified  party or parties unless  (a) the  employment of such counsel shall have been authorized in writing by one of the  indemnifying  parties in connection with the defense of such action,  (b) the  indemnifying  parties shall not have employed counsel to have charge of the defense of such action  within a reasonable  time after notice of  commencement  of the action,  or
(c) such  indemnified  party or  parties  shall have  reasonably  concluded  that  there is a conflict  of interest  between  itself or themselves  and the  indemnifying  party in the conduct of the defense of any claim or that the interests of the indemnified  party or parties are not  substantially  co-extensive with those of the  indemnifying  party  (in which  case the  indemnifying  parties  shall not have the right to direct the defense of such action on behalf of the indemnified  party or parties),  in any of which events such  fees  and  expenses  shall  be  borne  by the  indemnifying  parties  (provided,  however,  that the indemnifying  party  shall be liable  only for the fees and  expenses  of one  counsel in  addition to one local counsel in the jurisdiction involved.  Anything in this subsection to the contrary  notwithstanding, an indemnifying  party shall not be liable for any settlement or any claim or action effected  without its written consent; provided, however, that such consent was not unreasonably withheld.

                  (iv)   If the  indemnification  provided for in paragraphs  (i) and (ii) of this Section
13 shall for any reason be unavailable to an indemnified  party in respect of any loss,  claim,  damage or liability,  or any action in respect  thereof,  referred  to in Section 14,  then the  indemnifying  party shall in lieu of  indemnifying  the  indemnified  party  contribute  to the amount paid or payable by such indemnified party as a result of such loss, claim,  damage or liability,  or action in respect thereof, in such  proportion as shall be  appropriate to reflect the relative  benefits  received by the Mortgage Loan
Sellers on the one hand and the  Purchaser on the other from the purchase and sale of the Mortgage  Loans, the  offering of the  Certificates  and the other  transactions  contemplated  hereunder.  No person found liable for a fraudulent  misrepresentation  shall be entitled to  contribution  from any person who is not also found liable for such fraudulent misrepresentation.

                  (v)    The parties  hereto agree that reliance by an  indemnified  party on any publicly available  information  or any  information  or directions  furnished by an  indemnifying  party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

                  SECTION 15.        Notices. All demands,  notices and communications  hereunder shall be in writing but may be delivered by facsimile transmission  subsequently  confirmed in writing.  Notices to
EMC shall be  directed  to EMC  Mortgage  Corporation,  2780 Lake Vista  Drive,  Lewisville,  Texas  75067
(Telecopy:  (469)  759-4714),  notices to Master  Funding shall be  directed to  Master Funding  LLC, 2780
Lake  Vista   Drive,  Lewisville,  Texas  75067  (Facsimile:  (972-444-2880))
Attention:  Mark Novacheck,  and notices to the Purchaser  shall be directed to Structured  Asset Mortgage
Investments II Inc., 383 Madison Avenue, New York, New York 10179 (Telecopy:  (212-272-7206)),  Attention:
Baron  Silverstein;  or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand,  notice or communication  hereunder shall be deemed to have been received on the date  received  at the  premises of the  addressee  (as  evidenced,  in the case of  registered  or certified  mail, by the date noted on the return  receipt)  provided that it is received on a Business Day during normal business hours and, if received after normal  business hours,  then it shall be deemed to be received on the next Business Day.

                  SECTION 16.        Transfer  of  Mortgage  Loans.  The  Purchaser  retains  the right to assign the Mortgage Loans and any or all of its interest  under this Agreement to the Trustee  without the consent of the  Mortgage  Loan  Sellers,  and,  upon such  assignment,  the Trustee  shall  succeed to the applicable  rights and  obligations of the Purchaser  hereunder;  provided,  however,  the Purchaser shall remain  entitled to the  benefits  set forth in  Sections  11, 13 and 17 hereto and as provided in Section
2(i).  Notwithstanding  the  foregoing,  the sole and  exclusive  right  and  remedy of the  Trustee  with respect to a breach of a  representation  or  warranty of the  Mortgage  Loan  Sellers  shall be the cure, purchase or substitution obligations of EMC contained in Sections 5 and 7 hereof.

                  SECTION 17.        Termination.  This  Agreement  may be  terminated  (a) by the  mutual consent of the parties hereto prior to the Closing Date,  (b) by the  Purchaser,  if the conditions to the
Purchaser’s  obligation  to close set forth  under  Section  10(1)  hereof are not  fulfilled  as and when required to be fulfilled  or (c) by any  Mortgage  Loan Seller,  if the  conditions  to the Mortgage  Loan
Sellers’  obligation  to close set forth under Section 10(2) hereof are not fulfilled as and when required to be  fulfilled.  In the  event of  termination  pursuant  to  clause  (b),  EMC (on its own  behalf as a
Mortgage  Loan  Seller  and on  behalf of  Master  Funding)  shall  pay,  and in the event of  termination pursuant to clause (c), the Purchaser  shall pay, all reasonable  out-of-pocket  expenses  incurred by the other in connection with the  transactions  contemplated by this Agreement.  In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

                  SECTION 18.        Representations,  Warranties and Agreements to Survive Delivery.  All
representations,  warranties and agreements  contained in this Agreement,  or contained in certificates of officers of the Mortgage  Loan Sellers  submitted  pursuant  hereto,  shall remain  operative  and in full force and effect and shall survive  delivery of the Mortgage  Loans to the Purchaser (and by the Purchaser
to  the  Trustee).   Subsequent  to  the  delivery  of  the  Mortgage  Loans  to  the   Purchaser,   EMC’s
representations  and  warranties  contained  herein with respect to the Mortgage  Loans shall be deemed to relate to the Mortgage Loans  actually  delivered to the Purchaser and included in the Final Mortgage Loan
Schedule and any Substitute  Mortgage Loan and not to those  Mortgage  Loans deleted from the  Preliminary
Mortgage  Loan  Schedule  pursuant  to  Section  3  hereof  prior  to  the  closing  of  the  transactions contemplated hereby or any Deleted Mortgage Loan.

                  SECTION 19.        Severability.  If any provision of this Agreement shall be prohibited or invalid  under  applicable  law,  this  Agreement  shall be  ineffective  only to such extent,  without invalidating the remainder of this Agreement.

                  SECTION 20.        Counterparts.  This Agreement may be executed in  counterparts,  each of which will be an original, but which together shall constitute one and the same agreement.

                  SECTION 21.        Amendment.  This  Agreement  cannot be  amended  or  modified  in any manner without the prior written consent of each party.

                  SECTION 22.        GOVERNING LAW. THIS  AGREEMENT  SHALL BE DEEMED TO HAVE BEEN MADE AND
PERFORMED IN THE STATE OF NEW YORK AND SHALL BE  INTERPRETED  IN  ACCORDANCE  WITH THE LAWS OF SUCH STATE,
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

                  SECTION 23.        Further  Assurances.  Each  of the  parties  agrees  to  execute  and deliver  such  instruments  and take such  actions as another  party  may,  from time to time,  reasonably request in order to  effectuate  the purpose and to carry out the terms of this  Agreement  including  any amendments hereto which may be required by either Rating Agency.

                  SECTION 24.        Successors and Assigns.  This  Agreement  shall bind and inure to the benefit  of and be  enforceable  by the  Mortgage  Loan  Sellers  and the  Purchaser  and their  permitted successors  and  assigns  and,  to the extent  specified  in Section 13 hereof,  Bear  Stearns,  and their directors,  officers  and  controlling  persons  (within  the  meaning of federal  securities  laws).  The
Mortgage  Loan  Sellers  acknowledge  and agree  that the  Purchaser  may  assign  its  rights  under this
Agreement  (including,   without  limitation,   with  respect  to  EMC’s  representations  and  warranties respecting  the  Mortgage  Loans) to the Trustee.  Any person into which any  Mortgage  Loan Seller may be merged or consolidated (or any person  resulting from any merger or consolidation  involving such Mortgage
Loan  Seller),  any person  resulting  from a change in form of such  Mortgage  Loan  Seller or any person succeeding to the business of such  Mortgage Loan Seller,  shall be  considered  the  “successor”  of such
Mortgage Loan Seller  hereunder and shall be considered a party hereto  without the execution or filing of any paper or any  further  act or consent on the part of any party  hereto.  Except as provided in the two preceding sentences and in Section 15 hereto,  this Agreement cannot be assigned,  pledged or hypothecated by either party hereto  without the written  consent of the other  parties to this  Agreement and any such assignment or purported assignment shall be deemed null and void.

                  SECTION 25.        The  Mortgage  Loan  Sellers and the  Purchaser.  The  Mortgage  Loan
Sellers  and the  Purchaser  will  keep in full  effect  all  rights as are  necessary  to  perform  their respective obligations under this Agreement.
                  SECTION 26.        Entire  Agreement.  This Agreement  contains the entire agreement and understanding  between the parties with respect to the subject  matter  hereof,  and  supersedes all prior and contemporaneous agreements,  understandings,  inducements and conditions,  express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

                  SECTION 27.        No  Partnership.   Nothing  herein   contained  shall  be  deemed  or
construed to create a partnership or joint venture between the parties hereto.

                                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS  WHEREOF,  the parties  hereto have  caused  their names to be signed  hereto by their respective duly authorized officers as of the date first above written.

                                                              EMC MORTGAGE CORPORATION

                                                              By:_________________________________________
                                                              Name:
                                                              Title:

                                                              STRUCTURED  ASSET  MORTGAGE   INVESTMENT  II
                                                              INC.

                                                              By:_________________________________________
                                                              Name:  Baron Silverstein
                                                              Title:    Senior Managing Director

                                                              MASTER FUNDING, LLC

                                                              By:_________________________________________
                                                              Name:
                                                              Title:

                                                      EXHIBIT 1
                                              CONTENTS OF MORTGAGE FILE

         With respect to each  Mortgage  Loan,  the  Mortgage  File shall  include  each of the  following items,  which shall be available  for  inspection  by the  Purchaser or its  designee,  and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement:

                  (i)      The  original  Mortgage  Note,  endorsed  without  recourse to the order of the
         Trustee and showing an unbroken  chain of  endorsements  from the original  payee  thereof to the
         Person endorsing it to the Trustee, or a lost note affidavit;

                  (ii)     The original  Mortgage and, if the related Mortgage Loan is a MOM Loan,  noting the presence of the MIN and language  indicating  that such  Mortgage  Loan is a MOM Loan,  which shall have been  recorded (or if the original is not  available,  a copy),  with evidence of such recording indicated thereon (or if the original Security  Instrument,  assignments to the Trustee or intervening  assignments thereof which have been delivered,  are being delivered or will, upon receipt of  recording  information  relating to the Security  Instrument  required to be included thereon,  be delivered  to  recording  offices for  recording  and have not been  returned to the
         Mortgage  Loan Seller in time to permit their  recording  as specified in Section  2.01(b) of the
         Pooling and Servicing Agreement, shall be in recordable form);

                  (iii)     Unless the  Mortgage  Loan is a MOM Loan, a certified  copy of the  assignment
         (which may be in the form of a blanket  assignment if permitted in the  jurisdiction in which the
         Mortgaged Property is located) to “Citibank,  N.A., as Trustee”,  with evidence of recording with respect to each  Mortgage  Loan in the name of the Trustee  thereon (or if the original  Security
         Instrument,  assignments  to the  Trustee  or  intervening  assignments  thereof  which have been delivered,  are being  delivered or will, upon receipt of recording  information  relating to the
         Security  Instrument  required to be included  thereon,  be delivered  to  recording  offices for recording  and have not been  returned  to the  Mortgage  Loan  Seller  in time to  permit  their delivery as specified in Section  2.01(b) of the Pooling and  Servicing  Agreement,  the Mortgage
         Loan Seller may deliver a true copy thereof  with a  certification  by the Mortgage  Loan Seller, on the face of such copy,  substantially as follows:  “Certified to be a true and correct copy of the original, which has been transmitted for recording”);

                  (iv)     All intervening assignments of the Security Instrument,  if applicable and only to the extent available to related Mortgage Loan Seller with evidence of recording thereon;

                  (v)      The  original  or a copy of the  policy  or  certificate  of  primary  mortgage guaranty insurance, to the extent available, if any;

                  (vi)     The original  policy of title  insurance or  mortgagee’s  certificate  of title insurance or commitment or binder for title insurance; and

                  (vii)    The originals of all modification agreements, if applicable and available.

                                                EXHIBIT 2

                                         MORTGAGE LOAN SCHEDULE INFORMATION

         The  Preliminary  and Final  Mortgage Loan  Schedules  shall set forth the following  information with respect to each Mortgage Loan:

(a)      the city, state and zip code of the Mortgaged Property;
(b)      the property type;
(c)      the Mortgage Interest Rate;
(d)      the Servicing Fee Rate;
(e)      the Master Servicer’s Fee Rate;
(f)      the LPMI Fee, if applicable;
(g)      the Trustee Fee Rate, if applicable;
(h)      the Net Rate;
(i)      the maturity date;
(j)      the stated original term to maturity;
(k)      the stated remaining term to maturity;
(l)      the original Principal Balance;
(m)      the first payment date;
(n)      the principal and interest payment in effect as of the Cut-off Date;
(o)      the unpaid Principal Balance as of the Cut-off Date;
(p)      the Loan-to-Value Ratio at origination;
(q)      the insurer of any Primary Mortgage Insurance Policy;
(r)      the MIN with respect to each MOM Loan;
(s)      the Gross Margin, if applicable;
(t)      the next Adjustment Date, if applicable;
(u)      the Maximum Lifetime Mortgage Rate, if applicable;
(v)      the Minimum Lifetime Mortgage Rate, if applicable;
(w)      the Periodic Rate Cap, if applicable;
(x)      the Loan Group, if applicable;
(y)      a code indicating whether the Mortgage Loan is negatively amortizing;
(z)      which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;
(aa)     the Prepayment Charge, if any;
(bb)     lien position (e.g., first lien or second lien);
(cc)     a code indicating whether the Mortgage Loan is has a balloon payment;
(dd)     a code indicating whether the Mortgage Loan is an interest-only loan;
(ee)     the interest-only term, if applicable;
(ff)     the Mortgage Loan Seller
(gg)     the original amortization term.

Such  schedule  also shall set forth for all of the Mortgage  Loans,  the total number of Mortgage  Loans, the total of each of the amounts  described  under (n) and (j) above,  the  weighted  average by principal balance as of the  Cut-off  Date of each of the rates  described  under (c)  through  (h)  above,  and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                                      EXHIBIT 3

                                         MORTGAGE LOAN SELLER’S INFORMATION

         All information in the Prospectus  Supplement  described under the following  Sections:  “SUMMARY
OF  TERMS  -- The  Mortgage  Pool,”  “DESCRIPTION  OF THE  MORTGAGE  LOANS”  and  “SCHEDULE  A --  CERTAIN
CHARACTERISTICS OF THE MORTGAGE LOANS.”

                                                      EXHIBIT 4

                                               PURCHASER’S INFORMATION

         All  information  in the  Prospectus  Supplement  and the  Prospectus,  except the Mortgage  Loan
Seller’s Information.

                                                      EXHIBIT 5

                                               SCHEDULE OF LOST NOTES

                                               Available Upon Request

                                                         EXHIBIT 6

                   Standard & Poor’s LEVELS® Glossary, Version 5.7 Revised, Appendix E

                                                                                  REVISED August 1, 2005

APPENDIX E - Standard & Poor’s Anti-Predatory Lending Categorization

                  Standard & Poor’s has categorized loans governed by  anti-predatory  lending laws in the
Jurisdictions  listed below into three  categories  based upon a  combination  of factors that include (a)
the risk exposure  associated  with the assignee  liability and (b) the tests and  thresholds set forth in those laws.  Note that  certain  loans  classified  by the  relevant  statute as Covered  are  included in
Standard & Poor’s High Cost Loan Category  because they included  thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization

---------------------------------------------------------------------------------------------------------------------
---------------------------------- ------------------------------------------------- --------------------------------
       State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective       Category under Applicable
                                                         Date                          Anti-Predatory Lending Law
---------------------------------- ------------------------------------------------- --------------------------------
Arkansas                           Arkansas Home Loan Protection Act, Ark. Code      High Cost Home Loan
                                   Ann. §§ 23-53-101 et seq.

                                   Effective July 16, 2003
---------------------------------- ------------------------------------------------- --------------------------------
Cleveland Heights, OH              Ordinance No. 72-2003 (PSH), Mun. Code §§         Covered Loan
                                   757.01 et seq.

                                   Effective June 2, 2003
---------------------------------- ------------------------------------------------- --------------------------------
Colorado                           Consumer Equity Protection, Colo. Stat. Ann. §§   Covered Loan
                                   5-3.5-101 et seq.

                                   Effective for covered loans offered or entered
                                   into on or after January 1, 2003. Other
                                   provisions of the Act took effect on June 7,
                                   2002
---------------------------------- ------------------------------------------------- --------------------------------
Connecticut                        Connecticut Abusive Home Loan Lending Practices   High Cost Home Loan
                                   Act, Conn. Gen. Stat. §§ 36a-746 et seq.

                                   Effective October 1, 2001
---------------------------------- ------------------------------------------------- --------------------------------
District of Columbia               Home Loan Protection Act, D.C. Code §§            Covered Loan
                                   26-1151.01 et seq.

                                   Effective for loans closed on or after January
                                   28, 2003
---------------------------------- ------------------------------------------------- --------------------------------
Florida                            Fair Lending Act, Fla. Stat. Ann. §§ 494.0078     High Cost Home Loan
                                   et seq.

                                   Effective October 2, 2002
---------------------------------- ------------------------------------------------- --------------------------------
Georgia (Oct. 1, 2002 - Mar. 6,    Georgia Fair Lending Act, Ga. Code Ann. §§        High Cost Home Loan
2003)                              7-6A-1 et seq.
---------------------------------- ------------------------------------------------- --------------------------------
Georgia as amended (Mar. 7, 2003   Georgia Fair Lending Act, Ga. Code Ann. §§        High Cost Home Loan
- current)                         7-6A-1 et seq.

                                   Effective for loans closed on or after March 7,
                                   2003
---------------------------------- ------------------------------------------------- --------------------------------
HOEPA Section 32                   Home Ownership and Equity Protection Act of       High Cost Loan
                                   1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and
                                   226.34

                                   Effective October 1, 1995, amendments October
                                   1, 2002
---------------------------------- ------------------------------------------------- --------------------------------
Illinois                           High Risk Home Loan Act, Ill. Comp. Stat. tit.    High Risk Home Loan
                                   815, §§ 137/5 et seq.

                                   Effective January 1, 2004 (prior to this date,
                                   regulations under Residential Mortgage License
                                   Act effective from May 14, 2001)
---------------------------------- ------------------------------------------------- --------------------------------

Indiana                            Indiana Home Loan Practices Act, Ind. Code Ann.   High Cost Home Loan
                                   §§ 24-9-1-1 et seq.

                                   Effective for loans originated on or after
                                   January 1, 2005.
---------------------------------- ------------------------------------------------- --------------------------------
Kansas                             Consumer Credit Code, Kan. Stat. Ann. §§          High Loan to Value Consumer
                                   16a-1-101 et seq.                                 Loan (id. § 16a-3-207) and;

                                   Sections 16a-1-301 and 16a-3-207 became
                                   effective April 14, 1999; Section 16a-3-308a
                                   became effective July 1, 1999
---------------------------------- ------------------------------------------------- --------------------------------

                                                                                     High APR Consumer Loan (id. §
                                                                                     16a-3-308a)
---------------------------------- ------------------------------------------------- --------------------------------
Kentucky                           2003 KY H.B. 287 - High Cost Home Loan Act, Ky.   High Cost Home Loan
                                   Rev. Stat. §§ 360.100 et seq.

                                   Effective June 24, 2003
---------------------------------- ------------------------------------------------- --------------------------------
Maine                              Truth in Lending, Me. Rev. Stat. tit. 9-A, §§     High Rate High Fee Mortgage
                                   8-101 et seq.

                                   Effective September 29, 1995 and as amended
                                   from time to time
---------------------------------- ------------------------------------------------- --------------------------------
Massachusetts                      Part 40 and Part 32, 209 C.M.R. §§ 32.00 et       High Cost Home Loan
                                   seq. and 209 C.M.R. §§ 40.01 et seq.

                                   Effective March 22, 2001 and amended from time
                                   to time
---------------------------------- ------------------------------------------------- --------------------------------

                                   Massachusetts Predatory Home Loan Practices Act   High Cost Home Mortgage Loan
                                   Mass. Gen. Laws ch. 183C,  §§ 1 et seq.

                                   Effective November 7, 2004
---------------------------------- ------------------------------------------------- --------------------------------
Nevada                             Assembly Bill No. 284, Nev. Rev. Stat. §§         Home Loan
                                   598D.010 et seq.

                                   Effective October 1, 2003
---------------------------------- ------------------------------------------------- --------------------------------
New Jersey                         New Jersey Home Ownership Security Act of 2002,   High Cost Home Loan
                                   N.J. Rev. Stat. §§ 46:10B-22 et seq.

                                   Effective for loans closed on or after November
                                   27, 2003
---------------------------------- ------------------------------------------------- --------------------------------
New Mexico                         Home Loan Protection Act, N.M. Rev. Stat. §§      High Cost Home Loan
                                   58-21A-1 et seq.

                                   Effective as of January 1, 2004; Revised as of
                                   February 26, 2004
---------------------------------- ------------------------------------------------- --------------------------------
New York                           N.Y. Banking Law Article 6-l                      High Cost Home Loan

                                   Effective for applications made on or after
                                   April 1, 2003
---------------------------------- ------------------------------------------------- --------------------------------
North Carolina                     Restrictions and Limitations on High Cost Home    High Cost Home Loan
                                   Loans, N.C. Gen. Stat. §§ 24-1.1E et seq.

                                   Effective July 1, 2000; amended October 1, 2003
                                   (adding open-end lines of credit)
---------------------------------- ------------------------------------------------- --------------------------------
Ohio                               H.B. 386 (codified in various sections of the     Covered Loan
                                   Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et
                                   seq.

                                   Effective May 24, 2002
---------------------------------- ------------------------------------------------- --------------------------------
Oklahoma                           Consumer Credit Code (codified in various         Subsection 10 Mortgage
                                   sections of Title 14A)

                                   Effective July 1, 2000; amended effective
                                   January 1, 2004
---------------------------------- ------------------------------------------------- --------------------------------
South Carolina                     South Carolina High Cost and Consumer Home        High Cost Home Loan
                                   Loans Act, S.C. Code
                                   Ann. §§ 37-23-10 et seq.

                                   Effective for loans taken on or after January
                                   1, 2004
---------------------------------- ------------------------------------------------- --------------------------------
West Virginia                      West Virginia Residential Mortgage Lender,        West Virginia Mortgage Loan
                                   Broker and Servicer Act, W. Va. Code Ann. §§      Act Loan
                                   31-17-1 et seq.
                                   Effective June 5, 2002
---------------------------------- ------------------------------------------------- --------------------------------

Standard & Poor’s Covered Loan Categorization

---------------------------------- ------------------------------------------------- --------------------------------
       State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective       Category under Applicable
                                                         Date                          Anti-Predatory Lending Law
---------------------------------- ------------------------------------------------- --------------------------------
Georgia (Oct. 1, 2002 - Mar. 6,    Georgia Fair Lending Act, Ga. Code Ann. §§        Covered Loan
2003)                              7-6A-1 et seq.

                                   Effective October 1, 2002 - March 6, 2003
---------------------------------- ------------------------------------------------- --------------------------------
New Jersey                         New Jersey Home Ownership Security Act of 2002,   Covered Home Loan
                                   N.J. Rev. Stat. §§ 46:10B-22 et seq.

                                   Effective November 27, 2003 - July 5, 2004
---------------------------------- ------------------------------------------------- --------------------------------

Standard & Poor’s Home Loan Categorization

---------------------------------------------------------------------------------------------------------------------
---------------------------------- ------------------------------------------------- --------------------------------
       State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective       Category under Applicable
                                                         Date                          Anti-Predatory Lending Law
---------------------------------- ------------------------------------------------- --------------------------------
Georgia (Oct. 1, 2002 - Mar. 6,    Georgia Fair Lending Act, Ga. Code Ann. §§        Home Loan
2003)                              7-6A-1 et seq.

                                   Effective October 1, 2002 - March 6, 2003
---------------------------------- ------------------------------------------------- --------------------------------
New Jersey                         New Jersey Home Ownership Security                Home Loan
                                   Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et
                                   seq.

                                   Effective for loans closed on or after November
                                   27, 2003
---------------------------------- ------------------------------------------------- --------------------------------
New Mexico                         Home Loan Protection Act, N.M. Rev. Stat. §§      Home Loan
                                   58-21A-1 et seq.

                                   Effective as of January 1, 2004; Revised as of
                                   February 26, 2004
---------------------------------- ------------------------------------------------- --------------------------------
North Carolina                     Restrictions and Limitations on High Cost Home    Consumer Home Loan
                                   Loans, N.C. Gen. Stat. §§ 24-1.1E et seq.

                                   Effective July 1, 2000; amended October 1, 2003
                                   (adding open-end lines of credit)
---------------------------------- ------------------------------------------------- --------------------------------
South Carolina                     South Carolina High Cost and Consumer Home        Consumer Home Loan
                                   Loans Act, S.C. Code Ann. §§ 37-23-10 et seq.

                                   Effective for loans taken on or after January
                                   1, 2004
---------------------------------- ------------------------------------------------- --------------------------------

                                                     SCHEDULE A

                                   REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

                                               Certificates

Offered Certificates        S&P       Moody’s       Fitch
Class I-A-1                 AAA         Aaa          N/A
Class I-A-2                 AAA         Aaa          N/A
Class II-1A-1               AAA         Aaa          AAA
Class II-1A-2               AAA         Aa1          AAA
Class II-1X-1               AAA         Aaa          AAA
Class II-2A-1A              AAA         Aaa          AAA
Class II-2A-1B              AAA         Aaa          AAA
Class II-2A-2               AAA         Aa1          AAA
Class II-2X-1               AAA         Aaa          AAA
Class II-2X-2               AAA         Aaa          AAA
Class II-2X-3               AAA         Aaa          AAA
Class II-2X-4               AAA         Aaa          AAA
Class II-2X-5               AAA         Aaa          AAA
Class II-3A-1               AAA         Aaa          AAA
Class II-3A-2               AAA         Aa1          AAA
Class II-3X-1               AAA         Aaa          AAA
Class I-M-1                  AA         Aa2          N/A
Class I-M-2                  A           A2          N/A
Class I-B-1                 BBB         Baa2         N/A
Class I-B-2                 BBB-        Baa3         N/A
Class II-B-1                N/A         N/A          AA
Class II-BX-1               N/A         N/A          AA
Class II-B-2                N/A         N/A           A
Class II-B-3                N/A         N/A          BBB

----------------------------------------------------------------------------------------------------------
None of the above  ratings has been  lowered,  qualified or withdrawn  since the dates of issuance of such ratings by the Rating Agencies.

                                                SCHEDULE B

                                          MORTGAGE LOAN SCHEDULE

                                                                                                 EXHIBIT K

                                                [RESERVED]

                                                                                                 EXHIBIT L

                                          FORM OF CERTIFICATION

         Re:      Bear  Stearns  ALT-A  Trust  2006-7 (the  “Trust”),  Asset-Backed  Certificates,  Series
2006-7,  issued  pursuant to the  Pooling  and  Servicing  Agreement,  dated as of October 1, 2006,  among
Structured Asset Mortgage  Investments II Inc., the company, EMC Mortgage  Corporation,  Wells Fargo Bank,
N.A., as master  servicer and securities  administrator  (the  “Securities  Administrator”),  and Citibank
N.A., as trustee (the “Trustee”).

         The Securities Administrator hereby certifies to the Depositor,  and its officers,  directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (1)      I have  reviewed the annual  report on Form 10-K for the fiscal year [____] (the “Annual
Report”),  and all reports on Form 10-D  required  to be filed in respect of period  covered by the Annual
Report (collectively with the Annual Report, the “Reports”), of the Trust;

         (2)      To my  knowledge,  (a)  the  Reports,  taken  as a  whole,  do not  contain  any  untrue statement of a material fact or omit to state a material fact  necessary to make the  statements  made, in light of the  circumstances  under which such  statements  were made, not  misleading  with respect to the period covered by the Annual Report, and (b) the Securities  Administrator’s  assessment of compliance and related  attestation  report referred to below, taken as a whole, do not contain any untrue statement of a material  fact or omit to state a material  fact  necessary to make the  statements  made, in light of the circumstances  under which such  statements  were made, not misleading  with respect to the period covered by such assessment of compliance and attestation report;

         (3)      To  my  knowledge,   the  distribution  information  required  to  be  provided  by  the
Securities  Administrator  under the Pooling  and  Servicing  Agreement  for  inclusion  in the Reports is included in the Reports;

         (4)      I  am   responsible   for  reviewing  the   activities   performed  by  the   Securities
Administrator  under the Pooling and Servicing  Agreement,  and based on my knowledge  and the  compliance review  conducted in preparing the compliance  statement of the Securities  Administrator  required by the
Pooling and Servicing  Agreement,  and except as disclosed in the Reports,  the  Securities  Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

         (5)      The report on  assessment  of  compliance  with  servicing  criteria  applicable  to the
Securities   Administrator  for  asset-backed   securities  of  the  Securities   Administrator  and  each
Subcontractor  utilized by the Securities  Administrator and related  attestation  report on assessment of compliance  with  servicing  criteria  applicable  to it required  to be included in the Annual  Report in accordance  with Item 1122 of  Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report.  Any material  instances of  non-compliance  are described in such report and have been disclosed in the Annual Report.

In giving the  certifications  above, the Securities  Administrator  has reasonably  relied on information
provided  to  it  by  the  following  unaffiliated  parties:  [names  of  servicer(s),   master  servicer,
subservicer, depositor, trustee, custodian(s)]

Date:

[Signature]
[Title]

                                                                                                 EXHIBIT M

                      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary
Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Trustee - fiduciary of the transaction

Note:  The definitions above describe the essential function that the party performs, rather than the party’s title.  So, for example, in a particular transaction, the trustee may perform the “paying agent”
and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:     X - obligation

------------------- --------------------------------- ------------- ----------- ------------ ------------ ------------
Reg AB Reference    Servicing Criteria                Primary       Master      Securities   Custodian    Trustee
                                                      Servicer      Servicer    Admin                     (nominal)

------------------- --------------------------------- ------------- ----------- ------------ ------------ ------------
                    General Servicing Considerations
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(1)(i)       Policies and procedures are            X            X            X
                    instituted to monitor any
                    performance or other triggers
                    and events of default in
                    accordance with the transaction
                    agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(1)(ii)      If any material servicing              X            X
                    activities are outsourced to
                    third parties, policies and
                    procedures are instituted to
                    monitor the third party’s
                    performance and compliance with
                    such servicing activities.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Any requirements in the
                    transaction agreements to
                    maintain a back-up servicer for
1122(d)(1)(iii)     the Pool Assets are maintained.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(1)(iv)      A fidelity bond and errors and         X            X
                    omissions policy is in effect
                    on the party participating in
                    the servicing function
                    throughout the reporting period
                    in the amount of coverage
                    required by and otherwise in
                    accordance with the terms of
                    the transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Cash Collection and
                    Administration
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(2)(i)       Payments on pool assets are            X            X            X
                    deposited into the appropriate
                    custodial bank accounts and
                    related bank clearing accounts
                    no more than two business days
                    following receipt, or such
                    other number of days specified
                    in the transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Disbursements made via wire            X            X            X
                    transfer on behalf of an
                    obligor or to an investor are
                    made only by authorized
1122(d)(2)(ii)      personnel.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Advances of funds or guarantees        X            X            X
                    regarding collections, cash
                    flows or distributions, and any
                    interest or other fees charged
                    for such advances, are made,
                    reviewed and approved as
                    specified in the transaction
1122(d)(2)(iii)     agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    The related accounts for the           X            X            X
                    transaction, such as cash
                    reserve accounts or accounts
                    established as a form of over
                    collateralization, are
                    separately maintained (e.g.,
                    with respect to commingling of
                    cash) as set forth in the
1122(d)(2)(iv)      transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Each custodial account is              X            X            X
                    maintained at a federally
                    insured depository institution
                    as set forth in the transaction
                    agreements. For purposes of
                    this criterion, “federally
                    insured depository institution”
                    with respect to a foreign
                    financial institution means a
                    foreign financial institution
                    that meets the requirements of
                    Rule 13k-1(b)(1) of the
1122(d)(2)(v)       Securities Exchange Act.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Unissued checks are safeguarded        X                         X
                    so as to prevent unauthorized
1122(d)(2)(vi)      access.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(2)(vii)     Reconciliations are prepared on        X            X            X
                    a monthly basis for all
                    asset-backed securities related
                    bank accounts, including
                    custodial accounts and related
                    bank clearing accounts. These
                    reconciliations are (A)
                    mathematically accurate; (B)
                    prepared within 30 calendar
                    days after the bank statement
                    cutoff date, or such other
                    number of days specified in the
                    transaction agreements; (C)
                    reviewed and approved by
                    someone other than the person
                    who prepared the
                    reconciliation; and (D) contain
                    explanations for reconciling
                    items. These reconciling items
                    are resolved within 90 calendar
                    days of their original
                    identification, or such other
                    number of days specified in the
                    transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Investor Remittances and
                    Reporting
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(3)(i)       Reports to investors, including        X            X            X
                    those to be filed with the
                    Commission, are maintained in
                    accordance with the transaction
                    agreements and applicable
                    Commission requirements.
                    Specifically, such reports (A)
                    are prepared in accordance with
                    timeframes and other terms set
                    forth in the transaction
                    agreements; (B) provide
                    information calculated in
                    accordance with the terms
                    specified in the transaction
                    agreements; (C) are filed with
                    the Commission as required by
                    its rules and regulations; and
                    (D) agree with investors’ or
                    the trustee’s records as to the
                    total unpaid principal balance
                    and number of Pool Assets
                    serviced by the Servicer.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Amounts due to investors are           X            X            X
                    allocated and remitted in
                    accordance with timeframes,
                    distribution priority and other
                    terms set forth in the
1122(d)(3)(ii)      transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Disbursements made to an               X            X            X
                    investor are posted within two
                    business days to the Servicer’s
                    investor records, or such other
                    number of days specified in the
1122(d)(3)(iii)     transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Amounts remitted to investors          X            X            X
                    per the investor reports agree
                    with cancelled checks, or other
                    form of payment, or custodial
1122(d)(3)(iv)      bank statements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Pool Asset Administration
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(i)       Collateral or security on pool         X                                      X
                    assets is maintained as
                    required by the transaction
                    agreements or related pool
                    asset documents.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(ii)      Pool assets  and related               X                                      X
                    documents are safeguarded as
                    required by the transaction
                    agreements
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(iii)     Any additions, removals or             X                         X
                    substitutions to the asset pool
                    are made, reviewed and approved
                    in accordance with any
                    conditions or requirements in
                    the transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(iv)      Payments on pool assets,               X
                    including any payoffs, made in
                    accordance with the related
                    pool asset documents are posted
                    to the Servicer’s obligor
                    records maintained no more than
                    two business days after
                    receipt, or such other number
                    of days specified in the
                    transaction agreements, and
                    allocated to principal,
                    interest or other items (e.g.,
                    escrow) in accordance with the
                    related pool asset documents.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    The Servicer’s records                 X
                    regarding the pool assets agree
                    with the Servicer’s records
                    with respect to an obligor’s
1122(d)(4)(v)       unpaid principal balance.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Changes with respect to the            X            X
                    terms or status of an obligor’s
                    pool assets (e.g., loan
                    modifications or re-agings) are
                    made, reviewed and approved by
                    authorized personnel in
                    accordance with the transaction
                    agreements and related pool
1122(d)(4)(vi)      asset documents.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Loss mitigation or recovery            X            X
                    actions (e.g., forbearance
                    plans, modifications and deeds
                    in lieu of foreclosure,
                    foreclosures and repossessions,
                    as applicable) are initiated,
                    conducted and concluded in
                    accordance with the timeframes
                    or other requirements
                    established by the transaction
1122(d)(4)(vii)     agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(viii)    Records documenting collection         X
                    efforts are maintained during
                    the period a pool asset is
                    delinquent in accordance with
                    the transaction agreements.
                    Such records are maintained on
                    at least a monthly basis, or
                    such other period specified in
                    the transaction agreements, and
                    describe the entity’s
                    activities in monitoring
                    delinquent pool assets
                    including, for example, phone
                    calls, letters and payment
                    rescheduling plans in cases
                    where delinquency is deemed
                    temporary (e.g., illness or
                    unemployment).
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(ix)      Adjustments to interest rates          X
                    or rates of return for pool
                    assets with variable rates are
                    computed based on the related
                    pool asset documents.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(x)       Regarding any funds held in            X
                    trust for an obligor (such as
                    escrow accounts): (A) such
                    funds are analyzed, in
                    accordance with the obligor’s
                    pool asset documents, on at
                    least an annual basis, or such
                    other period specified in the
                    transaction agreements; (B)
                    interest on such funds is paid,
                    or credited, to obligors in
                    accordance with applicable pool
                    asset documents and state laws;
                    and (C) such funds are returned
                    to the obligor within 30
                    calendar days of full repayment
                    of the related pool assets, or
                    such other number of days
                    specified in the transaction
                    agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Payments made on behalf of an          X
                    obligor (such as tax or
                    insurance payments) are made on
                    or before the related penalty
                    or expiration dates, as
                    indicated on the appropriate
                    bills or notices for such
                    payments, provided that such
                    support has been received by
                    the servicer at least 30
                    calendar days prior to these
                    dates, or such other number of
                    days specified in the
1122(d)(4)(xi)      transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Any late payment penalties in          X
                    connection with any payment to
                    be made on behalf of an obligor
                    are paid from the Servicer’s
                    funds and not charged to the
                    obligor, unless the late
                    payment was due to the
1122(d)(4)(xii)     obligor’s error or omission.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Disbursements made on behalf of        X
                    an obligor are posted within
                    two business days to the
                    obligor’s records maintained by
                    the servicer, or such other
                    number of days specified in the
1122(d)(4)(xiii)    transaction agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Delinquencies, charge-offs and         X            X
                    uncollectible accounts are
                    recognized and recorded in
                    accordance with the transaction
1122(d)(4)(xiv)     agreements.
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------
                    Any external enhancement or            X                         X
                    other support, identified in
                    Item 1114(a)(1) through (3) or
                    Item 1115 of Regulation AB, is
                    maintained as set forth in the
                    transaction agreements.  (In
                    this transaction there is no
                    external enhancement or other
1122(d)(4)(xv)      support.)
------------------- --------------------------------- ------------ ------------ ------------ ------------ ------------

                                                                                                 EXHIBIT N
                                      FORM OF BACK-UP CERTIFICATION

          I.The [                   ] agreement dated as of [      ], 200[ ] (the “Agreement”), among [IDENTIFY
         PARTIES] I, ________________________________, the _______________________ of [NAME OF
         COMPANY], certify to  [the Depositor] and the [Master Servicer] [Securities
         Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

         (1)      I  have  reviewed  the  servicer  compliance   statement  of  the  Company  provided  in
         accordance  with  Item  1123 of  Regulation  AB  (the  “Compliance  Statement”),  the  report  on assessment of the Company’s  compliance with the servicing  criteria set forth in Item 1122(d) of
         Regulation AB (the  “Servicing  Criteria”),  provided in accordance  with Rules 13a-18 and 15d-18 under  Securities  Exchange  Act of 1934,  as  amended  (the  “Exchange  Act”)  and Item  1122 of
         Regulation AB (the “Servicing  Assessment”),  the registered public accounting firm’s attestation report  provided in  accordance  with Rules  13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of  Regulation  AB (the  “Attestation  Report”),  and all  servicing  reports,  officer’s certificates  and other  information  relating  to the  servicing  of the  Mortgage  Loans by the
         Company  during 200[ ] that were  delivered by the Company to the  Depositor  and the  Securities
         Administrator pursuant to the Agreement (collectively, the “Company Servicing Information”);

         (2)      Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in light of the  circumstances  under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

         (3)      Based  on my  knowledge,  all  of  the  Company  Servicing  Information  required  to be provided  by the  Company  under  the  Agreement  has  been  provided  to the  Depositor  and the
         Securities Administrator;

         (4)      I am  responsible  for  reviewing  the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance  review conducted in preparing the  Compliance  Statement  and except as disclosed in the  Compliance  Statement,  the Servicing
         Assessment  or the  Attestation  Report,  the Company has  fulfilled  its  obligations  under the
         Agreement in all material respects; and

         (5)      The  Compliance  Statement  required  to be  delivered  by the  Company  pursuant to the
         Agreement,  and the Servicing  Assessment and  Attestation  Report required to be provided by the
         Company and by any  subservicer or  subcontractor  pursuant to the Agreement,  have been provided to the the Depositor and the Securities  Administrator.  Any material  instances of noncompliance described  in  such  reports  have  been  disclosed  to the  the  Depositor  and  the  Securities
         Administrator.  Any  material  instance of  noncompliance  with the  Servicing  Criteria has been disclosed in such reports.

         Date:    _________________________

         By:
         Name:    ________________________________
         Title:   ________________________________

                                                                                                 EXHIBIT O

                                FORM OF TRUSTEE LIMITED POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS,  Citibank,  N.A., a national banking  association and having an office for the  conduct of  business  in New York,  New York,  solely in its  capacity as trustee (in such capacity the  “Trustee”)  under the Pooling and  Servicing  Agreement  dated as of October 1, 2006,  among
Structured Asset Mortgage  Investments II Inc., a Delaware  corporation,  as depositor (the  “Depositor”),
Citibank,  N.A., a national banking  association,  not in its individual  capacity,  but solely as trustee
(the  “Trustee”),  Wells Fargo Bank,  National  Association,  as master  servicer (in such  capacity,  the
“Master Servicer”) and as securities administrator (in such capacity, the “Securities  Administrator”) and
EMC Mortgage Corporation,  as sponsor (in such capacity,  the “Sponsor”) and as company (in such capacity,
the  “Company”)  (the  “Pooling  Agreement”)  pursuant  to  which  Bear  Stearns  ALT-A  Trust,   Mortgage
Pass-Through  Certificates,  Series 2006-7 are issued and not in its individual corporate capacity, hereby constitutes and appoints EMC Mortgage Corporation,  as its true and lawful attorney-in-fact,  in its name, place and stead and for its use and benefit,  to execute and  acknowledge in writing or by facsimile stamp or otherwise all documents  customarily  and reasonably  necessary and appropriate for the tasks described in items (i)  through  (viii)  below  relating  to  certain  mortgage  loans  (the  “Loans”)  owned by the undersigned,  as Trustee,  as  serviced  by EMC  Mortgage  Corporation,  as the Company  under the Pooling
Agreement.  These Loans are  comprised of  Mortgages,  Deeds of Trust,  Deeds to Secure  Debt,  Co-ops and
other forms of Security  Instruments  (collectively  the  “Security  Instruments”)  and the notes  secured thereby (the “Notes”).

         i.       The Substitution of Trustee(s) in Deeds of Trust and/or Deeds to Secure Debt in the
                  name of the undersigned, as Trustee,

         ii.      The Extension and/or Renewal of Financing Statements in the name of the undersigned, as Trustee,

         iii.     The Satisfaction, Assignment and/or Release of Security Instruments and/or Financing
                  Statements in the name of the undersigned, as Trustee, or the issuance of Deeds of
                  Reconveyance upon payment in full and/or discharge of the Notes secured thereby,

         iv.      The Modification and/or Partial Release of Security Instruments, including the subordination of a Security Instrument to an easement in favor of an entity with powers of eminent domain.

         v.       The Assumption of Security Instruments and the Notes secured thereby,

         vi.      The right to collect, accelerate, initiate suit on and/or foreclose all Loans, and

         vii.     The right to manage, sell, convey or transfer the real and/or personal property specified in the Security Instruments.

         viii.    The  endorsement  of  loss  payable  drafts  or  other  checks  that  are  necessary  to effectuate  proper  servicing of the loan or repairs to the real property  encumbered by the Security Instrument.

         The undersigned gives to said attorney-in-fact full power and authority to execute such instruments as if the undersigned were personally present, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by authority hereof.  The undersigned also gives to said attorney-in-fact full power and authority to appoint by subsequent power of attorney a subservicer (a “Subservicer”) to act in its stead so long as the Trustee is given prior notice of such appointment.  Third parties without actual notice may rely upon the power granted to said attorney-in-fact under this Limited Power of Attorney and may assume that, upon the exercise of such power, all conditions precedent to such exercise of power have been satisfied and this Power of Attorney has not been revoked unless an Instrument of Revocation has been recorded.

         This limited power of attorney has been executed and is effective as of this ___ day of _____
200_ and the same and any subsequent limited power of attorney given to any Subservicer shall terminate on the date that is the earlier of (i) one year from the date hereof and (ii) the occurrence of any of the following events or until revoked in writing by the undersigned provided, that so long as none of the following events below have occurred or continuing, the Trustee shall execute and deliver a replacement power of attorney:

         i.       the supervision or termination of  EMC Mortgage Corporation as the Company with respect to the Loans serviced under the Pooling Agreement,

         ii.      the transfer of servicing from EMC Mortgage Corporation to another Servicer with respect to the Loans serviced under the Pooling Agreement,

         iii.     the appointment of a receiver or conservator with respect to the business of the attorney-in-fact or EMC Mortgage Corporation, or

         iv.      the filing of a voluntary or involuntary petition of bankruptcy by the attorney-in-fact, EMC Mortgage Corporation, or any of their creditors.

         Notwithstanding the foregoing, the power and the authority given to said attorney-in-fact or any Subservicer under this Limited Power of Attorney shall be revoked with respect to a particular
Pooling Agreement and the Loans subject thereto upon the occurrence of:

         i.       the suspension or termination of EMC Mortgage Corporation as the Company under such
                  Pooling Agreement; or

         ii.      the transfer of servicing under such Pooling Agreement from EMC Mortgage Corporation to another Servicer.

         Nothing contained herein shall be deemed to amend or modify the related Pooling Agreements or the respective rights, duties or obligations of the Trustee or EMC Mortgage Corporation thereunder, and nothing herein shall constitute a waiver of any rights or remedies thereunder.  If this limited power of attorney is revoked or terminated for any reason whatsoever, a limited power of attorney given by the
Servicer to any Subservicer shall be deemed to be revoked or terminated at the same time.

         This Limited Power of Attorney supersedes all prior powers of attorney given by the undersigned to EMC Mortgage Corporation for the Loans, and all such powers and the authority granted thereunder are hereby revoked effective as of the date of recording of this Limited Power of Attorney.

EMC Mortgage Corporation                                 Citibank, N.A.,
as Company                                                         as Trustee

______________________                                   ______________________
Name:                                                             Name:
Title:                                                            Title:

Witness:                                                 Witness:

______________________                                   ________________________

Witness:                                                Witness:

______________________                                   __________________________

STATE OF NEW YORK         )
                          )        SS
COUNTY OF NEW YORK        )

         On _______, 200_ before me, a Notary Public in and for said State, personally appeared
___________, known to me to be a/an __________ of Citibank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed said instrument on behalf of such national banking association and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     _______________________
                                                     Notary Public

STATE OF TEXAS            )
                          )SS
COUNTY OF DENTON          )

         On ______________, before me, a Notary Public in and for said State, personally appeared
______________________, known to me to be a ________________ of EMC Mortgage Corporation that executed the within instrument, and also known to me to be the person who executed said instrument on behalf of such corporation and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     _______________________
                                                     Notary Public

                                                                                                 EXHIBIT P
                                          FORM OF CAP CONTRACTS

                                        RATE CAP TRANSACTION CONFIRMATION

Date:                         October 31, 2006
To:                           Bear Stearns ALT-A Trust 2006-7 acting through Citibank, N.A., not in its individual capacity but solely as Trustee for Bear Stearns ALT-A Trust 2006-7  (“Counterparty”)
Address:                      383 Madison Avenue
                              New York NY
                              10179 USA
Fax:                          (xxx) xxx-xxxx
Attention:                    Sir or Madam
From:                         Wachovia Bank, N.A. (“Wachovia”)
Ref. No:                      [________]

Dear Sir or Madam:

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the current
Transaction entered into on the Trade Date specified below (the “Transaction”) between Wachovia Bank,
N.A. (“Wachovia”) and Bear Stearns ALT-A Trust 2006-7 (“Counterparty”) acting through Citibank, N.A., not in its individual capacity but solely as Trustee for  Bear Stearns ALT-A Trust 2006-7 (“Trustee”)
created under the Pooling and Servicing Agreement, dated as of October 1, 2006, among Structured Asset
Mortgage Investments II Inc., as depositor, Wells Fargo Bank, National Association, as master servicer,
EMC Mortgage Corporation, Countrywide Home Loans Servicing LP, and various other servicers, as servicers and Citibank, N.A., as trustee (the “Pooling and Servicing Agreement”).  This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1.       This Agreement is subject to the 2000 ISDA  Definitions  (the  “Definitions”),  as published by the
International  Swaps and Derivatives  Association,  Inc. (“ISDA”).  Any reference to a “Swap Transaction” in the  Definitions  is deemed to be a reference to a  “Transaction”  for purposes of this  Agreement,  and any reference to a  “Transaction”  in this  Agreement is deemed to be a reference  to a “Swap  Transaction”  for purposes of the  Definitions.  You and we have agreed to enter into this  Agreement in lieu of negotiating a
Schedule  to the 1992 ISDA  Master  Agreement  (Multicurrency-Cross  Border)  form (the  “ISDA  Form  Master
Agreement”);  rather,  an ISDA Form Master  Agreement  with such  elections and  modifications  as set forth herein shall be deemed to have been executed by you and us on the date we entered into the Transaction,  and this Agreement  shall form part of,  supplement and be subject to such ISDA Form Master  Agreement.  For the avoidance of doubt, the Transaction  described  herein shall be the sole  Transaction  governed by such ISDA
Form Master  Agreement.  Each term  capitalized but not defined herein or in the Definitions  shall have the meaning assigned thereto in the Pooling and Servicing Agreement.  In the event of any inconsistency  between the  provisions of this  Agreement and the  Definitions  or the ISDA Form Master  Agreement,  this Agreement shall  prevail  for  purposes  of the  Transaction.  Each  reference  to a  “Section”  (unless  specifically referencing the Pooling and Servicing  Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Form Master Agreement.

2. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:                         Rate Cap
Currency for Payments:                    U.S. Dollars
Notional Amount:                          For a Calculation Period, the amount set forth opposite that Calculation
                                          Period on Attachment I hereto
Term:
      Trade Date:                         October 27, 2006
      Effective Date:                     October 31, 2006
      Termination Date:                   October 25, 2011, subject to adjustment in accordance with the Modified
                                          Following Business Day Convention.

Fixed Amount:

      Fixed Amount Payer:                 Counterparty
      Fixed Amount:                       This Premium  has been netted with our trade references [____], [____],
                                          [____],  [____] and [____].
      Payment Date:                       Inapplicable

Floating Amounts:
      Floating Rate Payer:                Wachovia
      Cap Rate:                           For a Calculation Period, the amount set forth opposite that Calculation
                                          Period on Attachment I hereto
      Period End Dates:                   Monthly on the 25th of each month commencing November 25, 2006, through and including the Termination Date
      Payment Dates:                      Monthly on the 1st New York Banking Days preceding the Period End Dates commencing November 24, 2006, through and including October 24, 2011.
                                          Notwithstanding the provisions of Section 4.9(a) of the 2000 ISDA
                                          Definitions, the Termination Date shall not be a Payment Date hereunder. The final Payment Date shall be October 24, 2011.
      Business Day Convention:            Modified Following
      Business Day:                       New York
      Floating Rate for initial
      Calculation Period:                 To be Determined Two London Banking Days prior to the Effective Date
      Floating Rate Option:               USD-LIBOR-BBA
      Designated Maturity:                1 Month
      Spread:                             None
      Floating Rate Day
      Count Fraction:                     Actual/360
      Floating Rate determined:           Two London Banking Days prior to each Reset Date.
      Reset Dates:                        The first day of each Calculation Period.
      Compounding:                        Inapplicable
      Rounding Convention:                5 decimal places per the ISDA Definitions.

3.       Provisions Deemed Incorporated in a Schedule to the ISDA Form Master Agreement:

Part 1.   Termination Provisions.  For purposes of the ISDA Form Master Agreement:

(a)      “Specified Entity” is not applicable to Wachovia or Counterparty for any purpose.

(b)      “Breach of Agreement” provision of Section 5(a)(ii) will not apply to Wachovia or Counterparty.

(c)      “Credit  Support  Default”  provisions  of Section  5(a)(iii)  will apply to Wachovia  (if Wachovia enters into or delivers a Credit  Support  Document  and posts  collateral  or provides a guarantee or other contingent agreement pursuant to Part 5(h) below), and will not apply to Counterparty.

(d)      “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Wachovia or Counterparty.

(e)      “Specified  Transaction”  is not  applicable  to Wachovia or  Counterparty  for any  purpose,  and, accordingly, Section 5(a)(v) shall not apply to Wachovia or Counterparty.

(f)      The  “Cross   Default”   provisions  of  Section   5(a)(vi)  will  not  apply  to  Wachovia  or  to
Counterparty.

(g)      The “Bankruptcy” provision of Section 5(a)(vii)(2) will not apply to Counterparty.

(h)      The  “Credit  Event Upon  Merger”  provisions  of Section  5(b)(iv)  will not apply to  Wachovia or
Counterparty.

(i)      The  “Automatic  Early  Termination”  provision  of Section  6(a) will not apply to  Wachovia or to
Counterparty.

(j)      Payments on Early Termination.  For the purpose of Section 6(e) of this Agreement:

         (i)      Market Quotation will apply.

         (ii)     the Second Method will apply.

(k)      “Termination Currency” means United States Dollars.

(l)      Gross Up. Section  2(d)(i)(4)  shall not apply to Counterparty  as X, and Section  2(d)(ii) shall not apply to  Counterparty  as Y, such that Party B shall not be required  to pay any  additional amounts referred to therein.

Part 2.  Tax Representations.

         (a) Payer  Representations.  For the purpose of Section 3(e) of this Agreement,  each of Wachovia and the Counterparty makes the following representation:

         It is  not  required  by  any  applicable  law,  as  modified  by the  practice  of any  relevant
         governmental  revenue  authority,   of  any  Relevant  Jurisdiction  to  make  any  deduction  or withholding  for or on account of any Tax from any payment  (other than  interest  under  Section
         2(e),  6(d)(ii)  or 6(e) of this  Agreement)  to be made  by it to the  other  party  under  this
         Agreement.  In making this representation, it may rely on:

                  (i)      the  accuracy  of any  representations  made by the  other  party  pursuant  to
                  Section 3(f) of this Agreement;

                  (ii)     the satisfaction of the agreement  contained in Section 4(a)(i) or 4(a)(iii) of this  Agreement  and the accuracy  and  effectiveness  of any  document  provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

                  (iii) the  satisfaction  of the  agreement of the other party  contained in Section 4(d)
                  of this Agreement,  provided that it shall not be a breach of this representation  where reliance  is placed  on  clause  (ii) and the  other  party  does not  deliver a form or document  under  Section  4(a)(iii)  by reason  of  material  prejudice  to its legal or commercial position.

         (b) Payee Representations. For the purpose of Section 3(f) of this Agreement:

                  (i)      Wachovia makes the following representation(s):

                  (A)      It is a national banking association  organized or formed under the laws of the
                           United   States  and  is  a  United   States  resident  for
                           United States federal income tax purposes.

                  (B)      Wachovia makes no other Payee Tax Representations.

         (ii)     Counterparty makes the following representation(s):

                  (A)      It  is   organized   or  formed   under  the  laws  of  a  state   within   the
                           United   States,  and  is  a  United  States  resident  for
                           United States federal income tax purposes.

Part 3.  Agreement to Deliver Documents.  For the purpose of Section 4(a):

 (1)     Tax forms, documents, or certificates to be delivered are:

Party required to deliver document    Form/Document/                     Date by which to
                                      Certificate                        be delivered

Wachovia                              A  correct,  complete  and  duly   (A)  before  the first  Payment  Date  under this
                                      executed U.S.  Internal  Revenue   Agreement,  (B) promptly upon  reasonable  demand
                                      Service  Form W-9 (or  successor   by  the  other  party  and  (C)   promptly   upon
                                      thereto),      together     with   learning that any such form  previously  provided
                                      appropriate  attachments,   that   by the party has become obsolete or incorrect.
                                      eliminates     U.S.      federal
                                      withholding      and      backup
                                      withholding  tax on  payments to
                                      Wachovia under this Agreement.

Counterparty                          A  correct,  complete  and  duly   (A)  before  the first  Payment  Date  under this
                                      executed U.S.  Internal  Revenue   Agreement,  (B) promptly upon  reasonable  demand
                                      Service  Form W-9 (or  successor   by  the  other  party  and  (C)   promptly   upon
                                      thereto),      together     with   learning that any such form  previously  provided
                                      appropriate  attachments,   that   by the party has become obsolete or incorrect.
                                      eliminates     U.S.      federal
                                      withholding      and      backup
                                      withholding  tax on  payments to
                                      Counterparty      under     this
                                      Agreement.

 (2)     Other documents to be delivered are:

Party required to        Form/Document/                  Date by which to              Covered by Section 3(d) Representation
deliver document         Certificate                     be delivered

Wachovia and             Any documents required by       Upon the execution and        Yes
the Counterparty         the receiving party to          delivery of this Agreement
                         evidence the authority of       and such Confirmation
                         the delivering party or its
                         Credit Support Provider, if
                         any, for it to execute and
                         deliver this Agreement, any
                         Confirmation , and any
                         Credit Support Documents to
                         which it is a party, and to
                         evidence the authority of
                         the delivering party or its
                         Credit Support Provider to
                         perform its obligations
                         under this Agreement, such
                         Confirmation and/or Credit
                         Support Document, as the
                         case may be

Wachovia and             A certificate of an             Upon the execution and        Yes
the Counterparty         authorized officer of the       delivery of this Agreement
                         party, as to the incumbency     and such Confirmation
                         and authority of the
                         respective officers of the
                         party signing this Agreement,
                         any relevant Credit Support
                         Document, or any
                         Confirmation, as the case may
                         be

Wachovia                 Annual Report of Wachovia       To be made available on       Yes
                         Corporation containing          http://wachovia.com/inside/
                                                         page/0,,133_202_270,00.html
                         consolidated financial          as soon as available and in
                         statements certified by         any event within 90 days
                         independent certified public    after the end of each
                         accountants and prepared in     fiscal year of Wachovia
                         accordance with generally
                         accepted accounting
                         principles in the country in
                         which such party is organized

Wachovia                 Quarterly Financial             To be made available on       Yes
                         Statements of Wachovia          http://wachovia.com/inside/
                                                         page/0,,133_202_270,00.html
                         Corporation containing          as soon as available and in
                         unaudited, consolidated         any event within 30 days
                         financial statements of such    after the end of each
                         party’s fiscal quarter          fiscal quarter of Wachovia
                         prepared in accordance with
                         generally accepted accounting
                         principles in the country in
                         which such party is organized

Wachovia                 An opinion of counsel with      Upon the execution and        Yes
                         respect to the due              delivery of this Agreement
                         authorization, execution and
                         enforceability of this
                         Agreement, acceptable to the
                         other party hereto.

Part 4.   Miscellaneous.

(a)      Address for Notices:  For the purposes of Section 12(a) of this Agreement:

         Address for notices or communications to Wachovia:

                  Wachovia Bank, National Association
                  301 South College, DC-8
                  Charlotte, NC 28202-0600
                  Attention: Bruce M. Young
                  Senior Vice President, Risk Management
                  Fax: (704) 383-0575
                  Phone: (704) 383-8778

                  (For all purposes)

         Address for notices or communications to the Counterparty:

                  Address:          Citibank, N.A.
                                    388 Greenwich Street, 14 Floor
                                    New York, NY 10013
                  Attention:        Structured Finance Agency & Trust-BALTA 2006-7
                  Facsimile No.:    (212) 816-5527

                  With a copy to:

                  Address:          Wells Fargo NA
                                    9062 Old Annapolis Road
                                    Columbia, MD  21045

                  Attention:        Client Manager-BSALTA 2006-7
                  Facsimile No.:    (410) 715-2380

                  (For all purposes)

(b)      Process Agent.  For the purpose of Section 13(c):

                           Wachovia appoints as its
                           Process Agent:            Not Applicable

                           Counterparty appoints as its
                           Process Agent:            Not Applicable

(c)      Offices.  The provisions of Section 10(a) will not apply to this  Agreement;  neither  Wachovia nor the  Counterparty  has any Offices other than as set forth in the Notices  Section and Wachovia agrees that, for  purposes of Section  6(b) of this  Agreement,  it shall not in future have any Office other than one in the United States.

(d)      Multibranch Party.  For the purpose of Section 10(c) of this Agreement:

         Wachovia is not a Multibranch Party.

         Counterparty is not a Multibranch Party.

(e)      Credit Support Document.

         Wachovia:                  None or, in that event that  Wachovia  posts  collateral  under a Credit
                                    Support  Annex or provides a  guarantee  or other  contingent  agreement pursuant to Part 5(h) below,  such Credit  Support Annex or guarantee or other contingent agreement.

         Counterparty:     Not Applicable

(f)      Credit Support Provider.

         Wachovia:                  None or,  in that  event  that  Wachovia  obtains a  guarantee  or other contingent  agreement  pursuant to Part 5(h) below,  such  guarantor  or other provider of credit support.

         Counterparty:     Not Applicable

(g)      Governing  Law.  The parties to this  Agreement  hereby agree that the law of the State of New York shall govern  their rights and duties in whole,  without  regard to the conflict of law  provisions  thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(h)      Netting of  Payments.  The parties  agree that  subparagraph  (ii) of Section 2(c) of the ISDA Form
Master Agreement will apply to any Transaction.

(i)      “Affiliate”.  Counterparty  shall  be  deemed  not to have  any  Affiliates  for  purposes  of this
Agreement.

Part 5.  Others Provisions.

(a)      Severability.     If any  term,  provision,  covenant,  or  condition  of  this  Agreement,  or the application  thereof to any party or circumstance,  shall be held to be invalid or  unenforceable  (in whole or in part) for any reason,  the  remaining  terms,  provisions,  covenants,  and  conditions  hereof  shall continue in full force and effect as if this  Agreement had been executed with the invalid or  unenforceable portion  eliminated,  so long as this  Agreement  as so  modified  continues  to express,  without  material change,  the original  intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially  impair the respective  benefits or expectations of the parties;  provided,  however, that this severability  provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any  definition  or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties  shall  endeavor to engage in good faith  negotiations  to replace any invalid or  unenforceable term, provision,  covenant or condition with a valid or enforceable term, provision,  covenant or condition, the  economic  effect of which  comes as close as possible  to that of the  invalid or  unenforceable  term, provision, covenant or condition.

(b)      Consent to Recording.  Each party hereto  consents to the monitoring or recording,  at any time and from time to time,  by the other party of any and all  communications  between  officers or employees of the parties,  waives any further notice of such  monitoring or recording,  and agrees to notify its officers and employees of such monitoring or recording.

(c)      Waiver of Jury Trial.      Each  party  waives  any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

                  (d)      Set-Off.  Notwithstanding  any provision of this  Agreement or any other existing or future agreement,  each party  irrevocably  waives any and all rights it may have to set off, net, recoup or otherwise  withhold or suspend or condition  payment or performance of any obligation  between it and the other party  hereunder  against any  obligation  between it and the other party under any other  agreements;
provided  that  nothing  herein  shall be  construed  to waive or  otherwise  limit the  netting  provisions contained in Sections  2(c)(ii) or Section  6(e) of this  Agreement  or the setoff  rights  contained in the
Credit  Support  Annex.  The  provisions  for  Set-off  set forth in  Section  6(e) of the ISDA Form  Master
Agreement shall not apply for purposes of this Transaction.

                   (e)     Additional Definitional Provisions.

                  As used in this  Agreement,  the following  terms shall have the meanings set forth below, unless the context clearly requires otherwise:

                  “Moody’s” means Moody’s Investors Service, Inc., or any successor.

                  “S&P” means Standard & Poor’s Ratings Services, or any successor.

(f)      [Reserved]

(g) Additional Termination Events.  Additional Termination Events will apply:

         (i) If a Rating  Agency  Downgrade has occurred and Wachovia has not complied with Part 5(h) below, then an  Additional  Termination  Event shall have  occurred  with respect to Wachovia and Wachovia shall be the sole Affected Party with respect to such Additional Termination Event.

         (ii) If, at any time, a mandatory  redemption,  auction call redemption,  optional redemption,  tax redemption,  clean-up  call,  termination  upon  liquidation  or repurchase in full of all mortgage loans or other  prepayment  in full or repayment  in full of all  Certificates  outstanding  occurs under the Pooling and  Servicing  Agreement  (or any notice is given to that effect and such notice is not capable of being rescinded),  then an Additional  Termination Event shall have occurred with respect to  Counterparty  and  Counterparty  shall be the sole Affected  Party with respect to such
         Additional  Termination Event.;  provided,  however,  that notwithstanding  Section 6(b)(iv) of the
         ISDA  Form  Master  Agreement,  only  Counterparty  shall  have  the  right to  designate  an Early
         Termination  Date in respect of this Additional  Termination  Event;  provided,  further,  that the
         Early  Termination Date in respect of this Additional  Termination  Event shall not be prior to the final distribution date for the Certificates.

         (iii) If, upon the occurrence of a Swap  Disclosure  Event (as defined in Part 5(n) below) Wachovia has not complied with any of the provisions  set forth in clause (iii) of Part 5(n) below,  then an
         Additional  Termination  Event shall have occurred  with respect to Wachovia and Wachovia  shall be the sole Affected Party with respect to such Additional Termination Event.

(h) Rating Agency  Downgrade.  In the event that (i)  Wachovia’s  short-term  unsecured  and  unsubordinated debt rating is reduced below “A-1” by S&P, or if Wachovia  does not have a short-term  debt rating from S&P,
Wachovia’s  long-term  unsecured  and  unsubordinated  debt  rating is reduced  below  “A+” by S&P,  or (ii)
Wachovia’s  long-term  unsecured  and  unsubordinated  debt  rating is reduced  below “A1” by Moody’s or its short-term  unsecured  and  unsubordinated  debt rating is reduced  below “P1” by Moody’s,  or, in the event that  Wachovia  does not have a short-term  rating from  Moody’s,  if  Wachovia’s  long-term  unsecured  and unsubordinated  debt rating is reduced  below “Aa3” by Moody’s  (and  together  with S&P,  the “Swap  Rating
Agencies”  and such  rating  thresholds,  “Approved  Rating  Thresholds”  and any such  reduction  below the
Approved  Rating  Thresholds,  a  “Collateral  Rating  Downgrade  Event”),  then  within 30 days  after such
Collateral  Rating  Downgrade Event by one or more Swap Rating Agencies  (unless,  within 30 days after such
Collateral Rating Downgrade Event,  each such Swap Rating Agency, as applicable,  has reconfirmed the rating of the Bear Stearns ALT-A Trust,  Mortgage  Pass-Through  Certificates,  Series 2006-7 (the  “Certificates”)
and any notes  backed by the  Certificates  (the  “Notes”),  which was in effect  immediately  prior to such
Collateral  Rating  Downgrade  Event),  Wachovia  shall,  at its own expense,  subject to the Rating  Agency
Condition,  either (i) seek  another  entity to replace  Wachovia as party to this  Agreement  that meets or exceeds the Approved  Rating  Thresholds on terms  substantially  similar to this  Agreement,  (ii) obtain a guaranty of, or a contingent  agreement of another  person with the Approved  Rating  Thresholds,  to honor,
Wachovia’s  obligations  under this Agreement,  or (iii) post collateral which will be sufficient to restore the  ratings  of the  Certificates  and any  Notes in effect  immediately  prior to such  Collateral  Rating
Downgrade  Event  (assuming for this purpose that no rating  downgrade or withdrawal of the  Certificates or
Notes  unrelated  to the  Collateral  Rating  Downgrade  Event  has  occurred  since the  Collateral  Rating
Downgrade  Event).  In the event that  Wachovia’s  long-term  unsecured  and  unsubordinated  debt rating is withdrawn or reduced  below “BBB-” by S&P (a “Required  Rating  Downgrade  Event”),  then within 10 Business
Days after such rating withdrawal or downgrade,  Wachovia shall,  subject to the Rating Agency Condition and at its own expense,  either (i) secure  another  entity to replace  Wachovia as party to this Agreement that meets or exceeds the Approved  Rating  Thresholds on terms  substantially  similar to this Agreement or (ii)
obtain a guaranty of, or a contingent  agreement of another person with the Approved Rating  Thresholds,  to honor,  Wachovia’s  obligations  under this  Agreement.  For  purposes  of this  provision,  “Rating  Agency
Condition”  means,  with respect to any particular  proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating  Agencies then  providing a rating of the
Certificates  and any Notes and receive from each of the Swap Rating  Agencies a prior written  confirmation that the proposed  action or inaction would not cause a downgrade or withdrawal of the  then-current  rating of any  Certificates  or Notes.  For  purposes of this  Agreement,  the  occurrence  of either a  Collateral
Rating  Downgrade  Event or a  Required  Rating  Downgrade  Event  may be  referred  to as a  rating  agency downgrade (a “Rating Agency Downgrade”).

(i) Payment  Instructions.  Wachovia hereby agrees that,  unless notified in writing by the Trustee of other payment  instructions,  any and all amounts  payable by Wachovia to the  Counterparty  under this  Agreement shall be paid to the  account  specified  in  paragraph 4 below.  Wachovia  shall be entitled to rely on any written  notice or  communication  from the  Trustee  to that  effect  which is  delivered  to  Wachovia  in accordance with Section 12 hereof.

(j)  Section  3 of the ISDA Form  Master  Agreement  is hereby  amended  by  adding at the end  thereof  the following subsection (g):

         “(g)     Relationship Between Parties.

                                    Each party  represents  to the other party on each date when it enters into a Transaction that:--

                           (1)  Nonreliance.  (i) It is not relying on any  statement or  representation  of the other  party  regarding  the  Transaction  (whether  written or oral),  other  than the  representations expressly  made in this  Agreement  or the  Confirmation  in  respect  of that  Transaction  and (ii) it has consulted with its own legal, regulatory,  tax, business,  investment,  financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment,  hedging and trading decisions based upon its own judgment  and upon any advice from such  advisors as it has deemed  necessary  and not upon any view expressed by the other party.

                  (2) Evaluation and Understanding.

                  (i) It has the  capacity  to  evaluate  (internally  or through  independent  professional advice) the  Transaction  and has made its own decision  subject to Section 6(n) of this  Agreement to enter into the Transaction; and

                  (ii) It  understands  the terms,  conditions and risks of the  Transaction  and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

                  (3)  Purpose.  It is entering  into the  Transaction  for the  purposes  of  managing  its borrowings or  investments,  hedging its underlying  assets or  liabilities or in connection  with a line of business.

                  (4) Status of  Parties.  The other party is not acting as an agent,  fiduciary  or advisor for it in respect of the Transaction.

                  (5) Eligible  Contract  Participant.  It is an “eligible swap participant” as such term is defined in Section  35.1(b)(2)  of the  regulations  (17 C.F.R.  35)  promulgated  under,  and an  “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(k) Trustee Capacity and Liability Limitations.  It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Citibank, N.A., not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement referred to in this Confirmation in the exercise of the powers and authority conferred and invested in it thereunder pursuant to instructions set forth therein; (ii) any representations, undertakings and agreements made herein on behalf of the Trust are made and intended not as personal representations, undertakings and agreements by Citibank, N.A., but are made and intended for the purpose of binding only the Counterparty; (iii) nothing herein contained shall be construed and under no circumstances will create any liability on Citibank, N.A., individually, or personally, be liable or obligated to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (iv) under no circumstances shall the
Trustee in its individual capacity be personally liable for the payment of any indebtedness or expenses
(including but not limited to the Fixed Amount) or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

(l) Transfer,  Amendment and Assignment. No transfer,  amendment,  waiver,  supplement,  assignment or other modification  of this  Agreement  shall be permitted by either party unless each of Moody’s and S&P has been provided  prior notice of the same and confirms in writing  (including  by facsimile  transmission)  that it will not downgrade, withdraw or otherwise modify its then-current ratings of any Certificates or Notes.

(m) Proceedings.  Wachovia shall not institute against,  or cause any other person to institute against,  or join any other person in instituting  against  Counterparty  or the trust formed pursuant to the Pooling and
Servicing Agreement, any bankruptcy,  reorganization,  arrangement, insolvency or liquidation proceedings or other  proceedings  under any  federal or state  bankruptcy  or similar law for a period of one year (or, if longer,  the applicable  preference  period) and one day following  payment in full of the  Certificates and any Notes;  provided,  that nothing herein shall preclude,  or be deemed to estop,  Wachovia from taking any action in any case or  proceeding  voluntarily  filed or  commenced by or on behalf of  Counterparty  or the trust  formed  pursuant to the  Pooling and  Servicing  Agreement  by a party other than  Wachovia or in any involuntary  case or proceeding  after it has  commenced.  This  provision  will survive the  termination of this Agreement.

(n)      Compliance with Regulation AB.

         (i) Wachovia agrees and acknowledges that Structured Asset Mortgage Investments II Inc. (the
“Depositor”) may be required under Regulation AB, as defined in the Pooling and Servicing Agreement, to disclose certain financial information regarding Wachovia or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Wachovia or its group of affiliated entities, if applicable, and
Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

          (ii) It shall be a swap  disclosure  event  (“Swap  Disclosure  Event”)  if, on any  Business  Day
after the date hereof for so long as the  issuing  entity is required  to file  periodic  reports  under the
Exchange Act with respect to the  Certificates,  Counterparty  or the  Depositor  requests from Wachovia the applicable financial  information  described in Item 1115(b) of Regulation AB (such request to be based on a reasonable  determination  by the Depositor,  based on “significance  estimates” made in  substantially  the same  manner  as that  used in the  Sponsor’s  internal  risk  management  process  in  respect  of  similar instruments  and  furnished  by the  Sponsor to the  Depositor,  or if the  Sponsor  does not  furnish  such significance  estimates to the Depositor,  based on a determination  of such  significance  estimates by the
Depositor in a manner that it deems reasonable) (the “Swap Financial Disclosure”).

         (iii) Upon the occurrence of a Swap  Disclosure  Event,  Wachovia,  at its own expense,  within ten
  (10) calendar  days,  shall either  (1)(a) either (i) provide to the Depositor the current Swap  Financial
  Disclosure in an  EDGAR-compatible  format (for  example,  such  information  may be provided in Microsoft
  Word® or Microsoft  Excel® format but not in .pdf format) or (ii) provide written consent to the Depositor to  incorporation  by  reference  of such  current  Swap  Financial  Disclosure  that are  filed  with the
  Securities and Exchange Commission in the Exchange Act Reports of the Depositor, (b) if applicable,  cause its  outside  accounting  firm to provide  its  consent to filing or  incorporation  by  reference  in the
  Exchange Act Reports of the Depositor of such  accounting  firm’s report  relating to their audits of such current Swap Financial Disclosure,  and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to Wachovia or any entity that  consolidates  Wachovia within five days of the release of any such updated Swap Financial Disclosure; (2) subject to the Rating Agency Condition,  secure another entity to replace  Wachovia as party to this Agreement on terms  substantially  similar to this Agreement,  which entity (or a  guarantor  therefor)  meets or exceeds  the  Approved  Rating  Thresholds  and which  entity complies with the  requirements  of Item 1115 of  Regulation  AB and clause (1) above,  (3) subject to the
  Rating  Agency  Condition,  obtain a guaranty  of  Wachovia’s  obligations  under this  Agreement  from an affiliate of Wachovia that complies with the financial  information  disclosure  requirements of Item 1115 of  Regulation  AB, and cause such  affiliate to provide  Swap  Financial  Disclosure  and any future Swap
  Financial  Disclosure  and other  information  pursuant to clause (1),  such that  disclosure  provided in respect of such  affiliate will satisfy any disclosure  requirements  applicable to the Swap Provider,  or
  (4) transfer Eligible Collateral to Counterparty’s  Custodian in an amount (taking into account any amount posted pursuant to paragraph (o) of this Agreement, if any) which is sufficient,  as reasonably determined in good faith by the Depositor,  to reduce the aggregate significance percentage below 10% (or, so long as
  Wachovia  is able to provide  the Swap  Financial  Disclosure  required  pursuant  to Item  1115(b)(1)  of
  Regulation  AB, below 20%, in the event  Wachovia is requested  to provide the Swap  Financial  Disclosure required pursuant to Item 1115(b)(2) of Regulation AB).

     (iv)  Third  Party  Beneficiary.  Depositor  shall  be an  express  third  party  beneficiary  of  this
Agreement as if a party hereto to the extent of Depositor’s rights explicitly specified herein.

(o)  The ISDA Form Master Agreement is hereby amended as follows:

     The word  “third”  shall be  replaced by the word  “first” in the third line of Section  5(a)(i) of the
ISDA Form Master Agreement.

(p) FDIC  Requirements.  Wachovia  represents  that it is a bank subject to the  requirements of 12 U.S.C. §
1823(e),  its execution,  delivery and performance of this Agreement (including the Credit Support Annex and each  Confirmation)  have been  approved by its board of directors or its loan  committee,  such approval is reflected in the minutes of said board of directors or loan  committee,  and this  Agreement  (including the
Credit Support Annex and each Confirmation)  will be maintained as one of its official records  continuously from the time of its  execution  (or in the case of any  Confirmation,  continuously  until such time as the relevant Transaction matures and the obligations therefor are satisfied in full).

(q)  Permitted  Transfer  upon Tax  Events.  Notwithstanding  Section  7 of this  Agreement,  at any time at which a Tax Event or Tax Event Upon  Merger  exists  with  respect to  Wachovia,  Wachovia  may,  with prior written consent of Counterparty (such consent not to be unreasonably  withheld)  transfer,  in whole but not in part,  all of its rights  and  obligations  under this  Agreement  in a transfer  which  meets all of the following requirements:

     (A) The  transferee  is a  recognized  dealer in interest  rate swaps  organized  under the laws of the
     United  States of  America or a  jurisdiction  located in the  United  States of  America  (or  another jurisdiction  reasonably  acceptable to Counterparty  that, at the time of the transfer,  maintains (or its proposed guarantor maintains) the Approved Rating Thresholds from each Rating Agency;

     (B) The Rating Agency Condition is satisfied with respect to such transfer;

     (C) Neither an Event of Default  with respect to the  transferee  nor a  Termination  Event would exist immediately after that transfer;

     (D) The transferee  executes and delivers a written agreement  reasonably  satisfactory to Counterparty in which the  transferee,  among  other  things,  legally  and  effectively  accepts all the rights and assumes all the obligations of Wachovia under this Agreement; and

     (E) As of the date of such  transfer  neither  the  Transferee  nor  Counterparty  will be  required to withhold  or deduct on account of any Tax from any  payments  under  this  Agreement  in excess of what would have been required to be withheld or deducted in the absence of such transfer.

(r)    Fully-Paid  Transactions.  Notwithstanding  the terms of Sections 5 and 6 of the ISDA Form Agreement, if  Counterparty  has  satisfied  its  payment  obligations  under  Section  2(a)(i) of the ISDA Form Master
Agreement,  then unless Wachovia is required  pursuant to appropriate  proceedings to return to Counterparty or otherwise  returns to  Counterparty  upon demand of  Counterparty  any portion of such  payment,  (a) the occurrence  of an event  described  in  Section  5(a) of the ISDA Form  Master  Agreement  with  respect  to
Counterparty  shall not  constitute  an Event of  Default or  Potential  Event of  Default  with  respect to
Counterparty  as the Defaulting  Party and (b) Wachovia shall be entitled to designate an Early  Termination
Date pursuant to Section 6 of the ISDA Form Master  Agreement  only as a result of a  Termination  Event set forth in either  Section  5(b)(i) or Section  5(b)(ii) of the ISDA Form  Master  Agreement  with  respect to
Wachovia as the  Affected  Party or Section  5(b)(iii)  of the ISDA Form Master  Agreement  with  respect to
Wachovia  as the  Burdened  Party.  For  purposes  of the  Transaction  to  which  this  Agreement  relates,
Counterparty’s  only obligation  under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed
Amount on the Fixed Rate Payer Payment Date.

4.     Account Details and
       Settlement Information:              Payments to Wachovia:

                                            Wachovia Bank, N.A.
                                            CIB Group, ABA 05300219
                                            Ref:   Derivative Desk (Trade No: [________])
                                            CIB Group, ABA 053000219
                                            Account #: 04659360006116

                                            Payments to Counterparty:

                                            Wells Fargo Bank NA
                                            ABA# 121000248
                                            Account Name: SAS Clearing
                                            Account # 3970771416
                                            FFC to: BSALTA 2006-7 Cap Account # 50958301

This  Agreement may be executed in several  counterparts,  each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.
                                        Very truly yours,
                                        Wachovia Bank, N.A.

                                        By:____________________
                                        Name:
                                        Title:

                                        SP__

                                        Ref. No. [________]

Accepted and Confirmed as of date first
written above:
Bear Stearns ALT-A Trust 2006-7
By: Citibank, N.A., not individually
but solely as Trustee

By:______________________
Name:
Title:

                                              ATTACHMENT I
                                  Amortization Schedule for [________]
  Calculation Period                            USD Notional Amount          Cap Rate
  (from and including, to but excluding)       ______________________________(percent)
  31-Oct-06         to         27-Nov-06
  27-Nov-06         to         26-Dec-06
  26-Dec-06         to         25-Jan-07
  25-Jan-07         to         26-Feb-07
  26-Feb-07         to         26-Mar-07
  26-Mar-07         to         25-Apr-07
  25-Apr-07         to         25-May-07
  25-May-07         to         25-Jun-07
  25-Jun-07         to         25-Jul-07
  25-Jul-07         to         27-Aug-07
  27-Aug-07         to         25-Sep-07
  25-Sep-07         to         25-Oct-07
  25-Oct-07         to         26-Nov-07
  26-Nov-07         to         26-Dec-07
  26-Dec-07         to         25-Jan-08
  25-Jan-08         to         25-Feb-08
  25-Feb-08         to         25-Mar-08
  25-Mar-08         to         25-Apr-08
  25-Apr-08         to         27-May-08
  27-May-08         to         25-Jun-08
  25-Jun-08         to         25-Jul-08
  25-Jul-08         to         25-Aug-08
  25-Aug-08         to         25-Sep-08
  25-Sep-08         to         27-Oct-08
  27-Oct-08         to         25-Nov-08
  25-Nov-08         to         26-Dec-08
  26-Dec-08         to         26-Jan-09
  26-Jan-09         to         25-Feb-09
  25-Feb-09         to         25-Mar-09
  25-Mar-09         to         27-Apr-09
  27-Apr-09         to         26-May-09
  26-May-09         to         25-Jun-09
  25-Jun-09         to         27-Jul-09
  27-Jul-09         to         25-Aug-09
  25-Aug-09         to         25-Sep-09
  25-Sep-09         to         26-Oct-09
  26-Oct-09         to         25-Nov-09
  25-Nov-09         to         28-Dec-09
  28-Dec-09         to         25-Jan-10
  25-Jan-10         to         25-Feb-10
  25-Feb-10         to         25-Mar-10
  25-Mar-10         to         26-Apr-10
  26-Apr-10         to         25-May-10

  Calculation Period                            USD Notional Amount          Cap Rate
  (from and including, to but excluding)       ______________________________(percent)
  25-May-10         to         25-Jun-10
  25-Jun-10         to         26-Jul-10
  26-Jul-10         to         25-Aug-10
  25-Aug-10         to         27-Sep-10
  27-Sep-10         to         25-Oct-10
  25-Oct-10         to         26-Nov-10
  26-Nov-10         to         27-Dec-10
  27-Dec-10         to         25-Jan-11
  25-Jan-11         to         25-Feb-11
  25-Feb-11         to         25-Mar-11
  25-Mar-11         to         25-Apr-11
  25-Apr-11         to         25-May-11
  25-May-11         to         27-Jun-11
  27-Jun-11         to         25-Jul-11
  25-Jul-11         to         25-Aug-11
  25-Aug-11         to         26-Sep-11
  26-Sep-11         to         25-Oct-11

                                                                                                 EXHIBIT Q

                                    FORM 10-D, FORM 8-K AND FORM 10-K
                                         REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the
Securities Exchange Act Reports pursuant to Section 4.18 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “Monthly Statement to Certificateholders” are required to be included in the periodic Distribution Date statement under Section 6.06, provided by the Securities
Administrator based on information received from the party providing such information; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the Monthly Statements to
Certificateholders, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  All such information and any other Items on Form 8-K and Form
10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

                                                         Master      Securities                          Trustee
Form        Item    Description            Servicers     Servicer    Administrator       Custodian       (nominal)     Depositor      Sponsor
----        -----   -----------------      -----------   ---------   ----------------    ---------       ---------     ---------      -------
10-D        Must be filed within 15 days of the distribution date for the asset-backed securities.

            1       Distribution and
                    Pool Performance
                    Information
                    Item 1121(a) -
                    Distribution and
                    Pool Performance
                    Information
                    (1) Any applicable                               X
                    record dates,
                    accrual dates,                                   (Monthly
                    determination dates                              Statements to
                    for calculating                                  Certificateholders)
                    distributions and
                    actual distribution
                    dates for the
                    distribution period.
                    (2) Cash flows                                   X
                    received and the
                    sources thereof for                              (Monthly
                    distributions, fees                              Statements to
                    and expenses.                                    Certificateholders)
                    (3) Calculated                                   X
                    amounts and
                    distribution of the                              (Monthly
                    flow of funds for                                Statements to
                    the period itemized                              Certificateholders)
                    by type and priority
                    of payment,
                    including:
                             (i) Fees or                             X
                    expenses accrued and
                    paid, with an                                    (Monthly
                    identification of                                Statements to
                    the general purpose                              Certificateholders)
                    of such fees and the
                    party receiving such
                    fees or expenses.
                             (ii)                                    X
                    Payments accrued or
                    paid with respect to                             (Monthly
                    enhancement or other                             Statements to
                    support identified                               Certificateholders)
                    in Item 1114 of
                    Regulation AB (such
                    as insurance
                    premiums or other
                    enhancement
                    maintenance fees),
                    with an
                    identification of
                    the general purpose
                    of such payments and
                    the party receiving
                    such payments.
                             (iii)                                   X
                    Principal, interest
                    and other                                        (Monthly
                    distributions                                    Statements to
                    accrued and paid on                              Certificateholders)
                    the asset-backed
                    securities by type
                    and by class or
                    series and any
                    principal or
                    interest shortfalls
                    or carryovers.
                             (iv) The                                X
                    amount of excess
                    cash flow or excess                              (Monthly
                    spread and the                                   Statements to
                    disposition of                                   Certificateholders)
                    excess cash flow.
                    (4) Beginning and                                X
                    ending principal
                    balances of the                                  (Monthly
                    asset-backed                                     Statements to
                    securities.                                      Certificateholders)
                    (5) Interest rates                               X
                    applicable to the
                    pool assets and the                              (Monthly
                    asset-backed                                     Statements to
                    securities, as                                   Certificateholders)
                    applicable. Consider
                    providing interest
                    rate information for
                    pool assets in
                    appropriate
                    distributional
                    groups or
                    incremental ranges.
                    (6) Beginning and                                X
                    ending balances of
                    transaction                                      (Monthly
                    accounts, such as                                Statements to
                    reserve accounts,                                Certificateholders)
                    and material account
                    activity during the
                    period.
                    (7) Any amounts                                  X
                    drawn on any credit
                    enhancement or other                             (Monthly
                    support identified                               Statements to
                    in Item 1114 of                                  Certificateholders)
                    Regulation AB, as
                    applicable, and the
                    amount of coverage
                    remaining under any
                    such enhancement, if
                    known and applicable.
                    (8) Number and                                   X                                                 Updated pool
                    amount of pool                                                                                     composition
                    assets at the                                    (Monthly                                          information
                    beginning and ending                             Statements to                                     fields to be
                    of each period, and                              Certificateholders)                               as specified
                    updated pool                                                                                       by Depositor
                    composition                                                                                        from time to
                    information, such as                                                                               time
                    weighted average
                    coupon, weighted
                    average remaining
                    term, pool factors
                    and prepayment
                    amounts.
                    (9) Delinquency and    X             X           X
                    loss information for
                    the period.                                      (Monthly
                                                                     Statements to
                                                                     Certificateholders)
                    In addition,           X
                    describe any
                    material changes to
                    the information
                    specified in Item
                    1100(b)(5) of
                    Regulation AB
                    regarding the pool
                    assets. (methodology)
                    (10) Information on    X             X           X
                    the amount, terms
                    and general purpose                              (Monthly
                    of any advances made                             Statements to
                    or reimbursed during                             Certificateholders)
                    the period,
                    including the
                    general use of funds
                    advanced and the
                    general source of
                    funds for
                    reimbursements.
                    (11) Any material      X             X           X
                    modifications,
                    extensions or                                    (Monthly
                    waivers to pool                                  Statements to
                    asset terms, fees,                               Certificateholders)
                    penalties or
                    payments during the
                    distribution period
                    or that have
                    cumulatively become
                    material over time.
                    (12) Material          X             X           X                                                 X
                    breaches of pool
                    asset                                            (if agreed upon
                    representations or                               by the parties)
                    warranties or
                    transaction
                    covenants.
                    (13) Information on                              X
                    ratio, coverage or
                    other tests used for                             (Monthly
                    determining any                                  Statements to
                    early amortization,                              Certificateholders)
                    liquidation or other
                    performance trigger
                    and whether the
                    trigger was met.
                    (14) Information                                                                                   X
                    regarding any new
                    issuance of
                    asset-backed
                    securities backed by
                    the same asset pool,
                          information      X             X           X                                                 X
                          regarding any
                          pool asset
                          changes (other
                          than in
                          connection
                          with a pool
                          asset
                          converting
                          into cash in
                          accordance
                          with its
                          terms), such
                          as additions
                          or removals in
                          connection
                          with a
                          prefunding or
                          revolving
                          period and
                          pool asset
                          substitutions
                          and
                          repurchases
                          (and purchase
                          rates, if
                          applicable),
                          and cash flows
                          available for
                          future
                          purchases,
                          such as the
                          balances of
                          any prefunding
                          or revolving
                          accounts, if
                          applicable.
                          Disclose any                                                                                 X              X
                          material
                          changes in the
                          solicitation,
                          credit-granting,
                          underwriting,
                          origination,
                          acquisition or
                          pool selection
                          criteria or
                          procedures, as
                          applicable,
                          used to
                          originate,
                          acquire or
                          select the new
                          pool assets.
                    Item 1121(b) -                                                                                     X
                    Pre-Funding or
                    Revolving Period
                    Information

                    Updated pool
                    information as
                    required under Item
                    1121(b).
            2       Legal Proceedings
                    Item 1117 - Legal
                    proceedings pending
                    against the
                    following entities,
                    or their respective
                    property, that is
                    material to
                    Certificateholders,
                    including
                    proceedings known to
                    be contemplated by
                    governmental
                    authorities:
                    Sponsor (Seller)                                                                                                  X
                    Depositor                                                                                          X
                    Trustee

                    Issuing entity                                                                                     X
                    Master Servicer,       X             X
                    affiliated Servicer,
                    other Servicer
                    servicing 20% or
                    more of pool assets
                    at time of report,
                    other material
                    servicers
                    Securities                                       X
                    Administrator
                    Originator of 20% or                                                                               X
                    more of pool assets
                    as of the Cut-off
                    Date
                    Custodian                                                            X
            3       Sales of Securities
                    and Use of Proceeds
                    Information from                                                                                   X
                    Item 2(a) of Part II
                    of Form 10-Q:

                    With respect to any
                    sale of securities
                    by the sponsor,
                    depositor or issuing
                    entity, that are
                    backed by the same
                    asset pool or are
                    otherwise issued by
                    the issuing entity,
                    whether or not
                    registered, provide
                    the sales and use of
                    proceeds information
                    in Item 701 of
                    Regulation S-K.
                    Pricing information
                    can be omitted if
                    securities were not
                    registered.
            4       Defaults Upon Senior
                    Securities
                    Information from                                 X
                    Item 3 of Part II of
                    Form 10-Q:

                    Report the
                    occurrence of any
                    Event of Default
                    (after expiration of
                    any grace period and
                    provision of any
                    required notice)
            5       Submission of
                    Matters to a Vote of
                    Security Holders
                    Information from                                 X
                    Item 4 of Part II of
                    Form 10-Q
            6       Significant Obligors
                    of Pool Assets
                    Item 1112(b) -                                                                                     X
                    Significant Obligor
                    Financial
                    Information*
                    *This information
                    need only be
                    reported on the Form
                    10-D for the
                    distribution period
                    in which updated
                    information is
                    required pursuant to
                    the Item.
            7       Significant
                    Enhancement Provider
                    Information
                    Item 1114(b)(2) -
                    Credit Enhancement
                    Provider Financial
                    Information*
                          Determining                                                                                  X
                          applicable
                          disclosure
                          threshold
                          Obtaining                                                                                    X
                          required
                          financial
                          information or
                          effecting
                          incorporation
                          by reference
                    Item 1115(b) -
                    Derivative
                    Counterparty
                    Financial
                    Information*
                          Determining                                                                                  X
                          current
                          maximum
                          probable
                          exposure
                          Determining                                X
                          current
                          significance
                          percentage
                          Notifying                                  X
                          derivative
                          counterparty
                          of
                          significance
                          percentage and
                          request
                          required
                          financial
                          information
                          Obtaining                                                                                    X
                          required
                          financial
                          information or
                          effecting
                          incorporation
                          by reference
                    *This information
                    need only be
                    reported on the Form
                    10-D for the
                    distribution period
                    in which updated
                    information is
                    required pursuant to
                    the Items.
            8       Other Information
                    Disclose any           The Responsible Party for the applicable Form 8-K item as indicated below.
                    information required
                    to be reported on
                    Form 8-K during the
                    period covered by
                    the Form 10-D but
                    not reported
            9       Exhibits
                    Distribution report                              X
                    Exhibits required by                                                                               X
                    Item 601 of
                    Regulation S-K, such
                    as material
                    agreements
8-K         Must be filed within four business days of an event reportable on Form
            8-K.
            1.01    Entry into a
                    Material Definitive
                    Agreement
                    Disclosure is          X             X           X                                                 X              X
                    required regarding
                    entry into or
                    amendment of any
                    definitive agreement
                    that is material to
                    the securitization,
                    even if depositor is
                    not a party.

                    Examples: servicing
                    agreement, custodial
                    agreement.

                    Note: disclosure not
                    required as to
                    definitive
                    agreements that are
                    fully disclosed in
                    the prospectus
            1.02    Termination of a       X             X           X                                                 X              X
                    Material Definitive
                    Agreement
                    Disclosure is
                    required regarding
                    termination of  any
                    definitive agreement
                    that is material to
                    the securitization
                    (other than
                    expiration in
                    accordance with its
                    terms), even if
                    depositor is not a
                    party.

                    Examples: servicing
                    agreement, custodial
                    agreement.
            1.03    Bankruptcy or
                    Receivership
                    Disclosure is          X             X           X                  X                              X              X
                    required regarding
                    the bankruptcy or
                    receivership, if
                    known to the Master
                    Servicer, with
                    respect to any of
                    the following:

                    Sponsor (Seller),
                    Depositor, Master
                    Servicer, affiliated
                    Servicer, other
                    Servicer servicing
                    20% or more of pool
                    assets at time of
                    report, other
                    material servicers,
                    Certificate
                    Administrator,
                    Trustee, significant
                    obligor, credit
                    enhancer (10% or
                    more), derivatives
                    counterparty,
                    Custodian
            2.04    Triggering Events
                    that Accelerate or
                    Increase a Direct
                    Financial Obligation
                    or an Obligation
                    under an Off-Balance
                    Sheet Arrangement
                    Includes an early                    X           X
                    amortization,
                    performance trigger
                    or other event,
                    including event of
                    default, that would
                    materially alter the
                    payment
                    priority/distribution
                    of cash
                    flows/amortization
                    schedule.

                    Disclosure will be
                    made of events other
                    than waterfall
                    triggers which are
                    disclosed in the
                    Monthly Statement to
                    Certificateholders
            3.03    Material
                    Modification to
                    Rights of Security
                    Holders
                    Disclosure is                                    X                                                 X
                    required of any
                    material
                    modification to
                    documents defining
                    the rights of
                    Certificateholders,
                    including the
                    Pooling and
                    Servicing Agreement
            5.03    Amendments to
                    Articles of
                    Incorporation or
                    Bylaws; Change in
                    Fiscal Year
                    Disclosure is                                                                                      X
                    required of any
                    amendment “to the
                    governing documents
                    of the issuing
                    entity”
            5.06    Change in Shell
                    Company Status
                    [Not applicable to                                                                                 X
                    ABS issuers]
            6.01    ABS Informational
                    and Computational
                    Material
                    [Not included in                                                                                   X
                    reports to be filed
                    under Section 3.18]
            6.02    Change of Servicer
                    or Trustee
                    Requires disclosure    X             X           X                                                 X
                    of any removal,
                    replacement,
                    substitution or
                    addition of any
                    master servicer,
                    affiliated servicer,
                    other servicer
                    servicing 10% or
                    more of pool assets
                    at time of report,
                    other material
                    servicers,
                    certificate
                    administrator or
                    trustee.
                    Reg AB disclosure      X
                    about any new
                    servicer is also
                    required.
                    Reg AB disclosure                                                                    X
                    about any new                                                                        (to the
                    trustee is also                                                                      extent of a
                    required.                                                                            successor
                                                                                                         trustee)
                    Reg AB disclosure                                X
                    about any new
                    securities
                    administrator is
                    also required.
            6.03    Change in Credit
                    Enhancement or Other
                    External Support [In
                    this transaction
                    there is no external
                    enhancement or other
                    support.]
                    Covers termination                               X                                                 X
                    of any enhancement
                    in manner other than
                    by its terms, the
                    addition of an
                    enhancement, or a
                    material change in
                    the enhancement
                    provided.  Applies
                    to external credit
                    enhancements as well
                    as derivatives.
                    Reg AB disclosure                                X                                                 X
                    about any new
                    enhancement provider
                    is also required.
            6.04    Failure to Make a                                X
                    Required Distribution
            6.05    Securities Act
                    Updating Disclosure
                    If any material pool                                                                               X
                    characteristic
                    differs by 5% or
                    more at the time of
                    issuance of the
                    securities from the
                    description in the
                    final prospectus,
                    provide updated Reg
                    AB disclosure about
                    the actual asset
                    pool.
                    If there are any new                                                                               X
                    servicers or
                    originators required
                    to be disclosed
                    under Regulation AB
                    as a result of the
                    foregoing, provide
                    the information
                    called for in Items
                    1108 and 1110
                    respectively.
            7.01    Regulation FD          X             X           X                                                 X
                    Disclosure
            8.01    Other Events
                    Any event, with                                                                                    X
                    respect to which
                    information is not
                    otherwise called for
                    in Form 8-K, that
                    the registrant deems
                    of importance to
                    security holders.
            9.01    Financial Statements   The Responsible Party applicable to reportable event.
                    and Exhibits
10-K        Must be filed within 90 days of the fiscal year end for the registrant.
            9B      Other Information
                    Disclose any           The Responsible Party for the applicable Form 8-K item as indicated above.
                    information required
                    to be reported on
                    Form 8-K during the
                    fourth quarter
                    covered by the Form
                    10-K but not reported
            15      Exhibits and
                    Financial Statement
                    Schedules
                    Item 1112(b) -                                                                                     X
                    Significant Obligor
                    Financial Information
                    Item 1114(b)(2) -
                    Credit Enhancement
                    Provider Financial
                    Information
                         Determining                                                                                   X
                         applicable
                         disclosure
                         threshold
                         Obtaining                                                                                     X
                         required
                         financial
                         information or
                         effecting
                         incorporation
                         by reference
                    Item 1115(b) -
                    Derivative
                    Counterparty
                    Financial Information
                         Determining                                                                                   X
                         current maximum
                         probable
                         exposure
                         Determining                                 X
                         current
                         significance
                         percentage
                         Notifying                                   X
                         derivative
                         counterparty of
                         significance
                         percentage and
                         request
                         required
                         financial
                         information
                         Obtaining                                                                                     X
                         required
                         financial
                         information or
                         effecting
                         incorporation
                         by reference
                    Item 1117 - Legal
                    proceedings pending
                    against the
                    following entities,
                    or their respective
                    property, that is
                    material to
                    Certificateholders,
                    including
                    proceedings known to
                    be contemplated by
                    governmental
                    authorities:
                    Sponsor (Seller)                                                                                                  X
                    Depositor                                                                                          X
                    Trustee
                    Issuing entity                                                                                     X
                    Master Servicer,       X             X
                    affiliated Servicer,
                    other Servicer
                    servicing 20% or
                    more of pool assets
                    at time of report,
                    other material
                    servicers
                    Securities                                       X
                    Administrator
                    Originator of 20% or                                                                               X
                    more of pool assets
                    as of the Cut-off
                    Date
                    Custodian                                                           X
                    Item 1119 -
                    Affiliations and
                    relationships
                    between the
                    following entities,
                    or their respective
                    affiliates, that are
                    material to
                    Certificateholders:
                    Sponsor (Seller)                                                                                                  X
                    Depositor                                                                                          X
                    Trustee
                    Master Servicer,       X             X
                    affiliated Servicer,
                    other Servicer
                    servicing 20% or
                    more of pool assets
                    at time of report,
                    other material
                    servicers
                    Securities                                       X
                    Administrator
                    Originator                                                                                         X
                    Custodian                                                           X
                    Credit                                                                                             X
                    Enhancer/Support
                    Provider
                    Significant Obligor                                                                                X
                    Item 1122 -            X             X           X                  X
                    Assessment of
                    Compliance with
                    Servicing Criteria
                    Item 1123 - Servicer   X             X
                    Compliance Statement

                                                                                                 EXHIBIT R
                                    ADDITIONAL DISCLOSURE INFORMATION

Structured Asset Mortgage Invesments II Inc.
383 Madison Avenue
New York, New York 10179
Fax: (212) 272 - 2000
E-mail:  regabnotification@bear.com

Wells Fargo Bank, N.A. as [Securities Administrator]
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

Attn:  Corporate Trust Services - BSALTA 2006-7- SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

         In accordance with Section 3.18 of the Pooling and Servicing Agreement, dated as of October 1,
2006, among EMC Mortgage Corporation, as Sponsor and Company, Wells Fargo Bank, National Association, as
Master Servicer and Securities Administrator and Citibank, N.A. as Trustee.  The undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on
Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [  ] Disclosure:

         Any inquiries related to this notification should be directed to [   ], phone number:  [   ];
email address:  [   ].

                                                              [NAME OF PARTY]
                                                              as [role]

                                                              By: __________________
                                                                    Name:
                                                                    Title:

                                                                                                 EXHIBIT S

                                         FORM OF EXCHANGE LETTER

                                                                                                 ___, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479,
Attention: BALTA 2006-7

      Re:  Bear Stearns ALT-A Trust 2006-7,
           Mortgage Pass-Through Certificates, Series 2006-7

Ladies and Gentlemen:

Pursuant to the terms of that certain  Pooling  Agreement  dated as of October 1, 2006 (the  “Agreement”), by and among EMC Mortgage  Corporation,  as Sponsor and Company,  Wells Fargo Bank, National  Association,
as Master Servicer and Securities  Administrator (the “Securities  Administrator”)  and Citibank,  N.A. as
Trustee,  we hereby present and surrender the Exchangeable  Certificates  specified on Schedule I attached hereto (the  “Exchangeable  Certificates”)  and transfer,  assign,  set over and  otherwise  convey to the
Securities  Administrator,  all of our right, title and interest in and to the Exchangeable  Certificates, including all payments of interest thereon  received after the date hereof,  in exchange for the Exchanged
Certificates specified on Schedule I attached hereto (the “Exchanged Certificates”).

We agree that upon such exchange the portions of the  Exchangeable  Certificates  designated  for exchange shall be deemed cancelled and replaced by the Exchanged Certificates issued in exchange therefor.

                            Sincerely,

                            By:_________________________________________
                                Name:
                                Title:

Acknowledged by:

WELLS FARGO BANK, N.A.,
     as Securities Administrator

By:_________________________________________
Name:
Title:

                                                SCHEDULE I

                                            COMBINATION GROUPS

                                                Group II-2

The  principal  amount  of each  Exchanged  Class is  equal  to the  principal  amount  of Class  II-2A-1B
Certificates.  The Class  II-2A-1B  Certificates  may be exchanged  with the various  combinations  of the
Class  II-2X-2,  Class  II-2X-3,  Class  II-2X-4  and Class  II-2X-5  Certificates  (the “Group II-2 Strip
Certificates”)  set forth below.  The notional amount of any Group II-2 Strip  Certificate  exchanged must equal the current  principal  amount of the Class  II-2A-1B  Certificate  with which it is exchanged.  The pass-through  rate of the  Exchanged  Class will equal the sum of the  pass-through  rates of the  related
Exchangeable Classes.

                  Exchangeable Classes                      Exchanged Classes      Pass-Through Rate
                   II-2A-1B, II-2X-4                              I-AE-1               WAC-0.79%
                   II-2A-1B, II-2X-3                              I-AE-2               WAC-0.69%
               II-2A-1B, II-2X-3, II-2X-4                         I-AE-3               WAC-0.59%
          II-2A-1B, II-2X-3, II-2X-4, II-2X-5                     I-AE-4               WAC-0.49%
      II-2A-1B, II-2X-2, II-2X-3, II-2X-4, II-2X-5                I-AE-5                  WAC